                                   EXHIBIT T3E

                              SOLICITATION PACKAGE

(INCLUDING DISCLOSURE STATEMENT REGARDING THIRD MODIFIED AND RESTATED JOINT PLAN OF REORGANIZATION WITH ALL APPENDICES THERETO, WHICH INCLUDES THE THIRD MODIFIED AND RESTATED JOINT PLAN OF REORGANIZATION (THE "PLAN") AND ALL EXHIBITS THERETO, AS WELL AS COPIES OF ALL OTHER COMMUNICATIONS AND DOCUMENTS TO BE SENT TO CREDITORS IN CONNECTION WITH SOLICITING THEIR APPROVAL OF THE PLAN).

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------X
                                X
                                X
In re                           X       Chapter 11
                                X
AEROVIAS NACIONALES DE          X       Case No.03-11678-ALG
COLOMBIA S.A. AVIANCA,          X       and 03-11679-ALG
F.E.I.N. 52-1439926             X
                                X
                                X       Jointly Administered
and                             X
                                X
AVIANCA, INC.,                  X
F.E.I.N. 13-1868573             X
                                X
                 Debtors.       X
                                X       Judge Gropper
                                X
----------------------------------


  ORDER (i) APPROVING THE DISCLOSURE STATEMENT; (II) FIXING OF A RECORD DATE;
 (III) APPROVING THE NOTICE AND OBJECTION PROCEDURES IN RESPECT OF CONFIRMATION OF THE PLAN; (IV) APPROVING SOLICITATION PACKAGES AND PROCEDURES FOR
DISTRIBUTION THEREOF; AND (v) APPROVING THE FORMS OF BALLOT AND ESTABLISHMENT OF
              PROCEDURES FOR VOTING ON THE PLAN OF REORGANIZATION
              ---------------------------------------------------

         Upon motions dated July 22, 2004 and August 13, 2004, (collectively the "Motion")(1), Aerovias Nacionales de Colombia S.A. Avianca and Avianca, Inc. (collectively the "Debtors"), moved this Court for entry of an order, pursuant to sections 105, 502, 1125, 1126 and 1128 of title 11 of the United States Code (the "Bankruptcy Code") and Rules 2002, 3003, 3017, 3018, and 3020 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (a) approving the Debtors' Disclosure Statement for Third Modified and Restated Joint Plan of Reorganization (as amended, the "Disclosure Statement"); (b) setting a record date for voting purposes; (c) approving the Solicitation Packages and procedures for distribution thereof; (d) approving forms of Ballots and establishing procedures for tabulation of the vote on the Debtors' Third Modified and Restated Plan of Reorganization (as amended, modified or supplemented, the "Plan"); and (e) scheduling a hearing and establishing notice and objection procedures in respect of confirmation of the Plan, all as more fully set forth in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. Sections 157 and 1334; and venue being proper before the Bankruptcy Court pursuant to 28 U.S.C. Sections 1408 and 1409; and a hearing having been held on August 24, 2004 (the "Hearing"), to consider the Motion; it appearing that no objections to the Motion having been filed; and based upon the representations of the parties at the Hearing and in the filed pleadings, it is ORDERED, ADJUDGED AND DECREED THAT:

         1. The Disclosure Statement as modified as described at the Hearing and as attached hereto as Exhibit A contains "adequate information" within the meaning of section 1125 of the Bankruptcy Code.

         2. The forms of the ballots (the "Ballots") attached to the Motion as Exhibit B, as modified as described at the Hearing and as attached hereto as Exhibit C, are sufficiently consistent with Official Form No. 14 and adequately address the particular needs of these chapter 11 cases and are appropriate for each class of claims entitled to vote to accept or reject the Plan. The Ballots contain sufficient information to assure that duplicate Ballots are not submitted and tabulated.

         3. The form of the letter from the Official Committee of Unsecured Creditors (the "Committee"), attached hereto as Exhibit D, is hereby approved and is appropriate for inclusion in the Solicitation Package.

-------------------------------------------------------------------------------
(1) Capitalized terms contained herein shall have the same meanings as defined in the

         4. Ballots need not be provided to the holders of unimpaired claims in Classes 1, 2, 3, 4, 6, 9 and 13 because the Plan provides that such classes are unimpaired and, therefore, deemed to accept the Plan.

         5. Ballots need not be provided to the holders of claims and interests in Classes 11 and 12 because the Plan provides that they will not receive or retain any property under the Plan in respect of such claims or interests and, therefore, are deemed to reject the Plan.

         6. The period, set forth below, during which the Debtors may solicit acceptances or rejections of the Plan is a reasonable and adequate period of time for creditors to make an informed decision to accept or reject the Plan.

         7. The procedures for the solicitation and tabulation of votes to accept or reject the Plan (as more fully set forth in the Motion and below) provide for a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

         8. The notice substantially in the form attached to the Motion as Exhibit A, as modified and attached hereto as Exhibit B (the "Confirmation Hearing Notice") and the procedures set forth below for providing such notice to all creditors and equity security holders of the time, date, and place of the hearing to consider confirmation of the Plan (the "Confirmation Hearing") and the contents of the Solicitation Packages (as defined below) comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties.

         9. The Debtors have the right to seek modifications or extensions of the matters governed by this Order.

         NOW, THEREFORE, IT IS ORDERED THAT:

--------------------------------------------------------------------------------
         Motion.

         1.       The Motion is GRANTED, as modified herein.

         2. Pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement as it may have been or may be further modified to reflect changes made, agreed to by the Debtors or ordered on the record of the hearing is APPROVED.

         3. September 16, 2004 will be the date established as the record date (the "Record Date") for purposes of this Order and determining which creditors are entitled to vote on the Plan.

         4. All objections to the Disclosure Statement, other than those sustained or withdrawn on the record at the Disclosure Statement Hearing, are overruled.

         5. The Debtors are directed to distribute or cause to be distributed solicitation packages (the "Solicitation Packages") on or before October 1, 2004 (or such later date approved by the Court, the "Solicitation Date") to, (a) record holders of scheduled claims, as of the Record Date, to the extent that such claims (i) are listed in the Debtors' Schedules in an amount greater than zero and are not identified as contingent, unliquidated or disputed, (ii) have not been superseded by a filed claim, and (iii) entitle the holder thereof to vote on the Plan; (b) record holders of filed claims, as of the Record Date, to the extent that such claims (i) are the subject of filed proofs of claim, (ii) have not been disallowed, expunged, disqualified or suspended prior to the Record Date, (iii) are not the subject of a pending objection, and (iv) entitle the holders thereof to vote on the Plan; provided, however, that the Debtors are not required to distribute the Plan and Disclosure Statement to any holder of a claim or interest in Classes 1, 2, 3, 4, 6, 9, 11, 12 and 13, unless such party makes a specific request in writing for the same.

         6.       The Solicitation Package shall contain:

                  (i) the order approving the Disclosure Statement (the "Disclosure Statement Order") in both Spanish and English;

                  (ii) the confirmation hearing notice, substantially in the form attached hereto as Exhibit B (the "Confirmation Hearing Notice") in both Spanish and English;

                  (iii) a ballot, including applicable voting instructions (each a "Ballot" and, collectively, the "Ballots"), substantially in the forms attached hereto as Exhibits C-l, C-2 and C-3, in both Spanish and English, and a preaddressed postage prepaid return envelope;

                  (iv) the Committee letter, substantially in the form attached hereto as Exhibit D, in both Spanish and English;

                  (v) (a) to claimants with addresses in South and Central America, a CD-ROM containing the English version of the Disclosure Statement (together with the Plan attached thereto) and a paper copy of the Spanish Version of the Disclosure Statement, and (b) to claimants with addresses outside South and Central America, a CD-ROM containing the English version of the Disclosure Statement and a paper copy of the English version of the Disclosure Statement.

         7. All Spanish translations of documents included in the Solicitation Package shall be certified translations by a professional translator, and a copy of such certification shall be provided by the Debtors to any recipient of a Solicitation Package who requests same.

         8. The Debtors are directed to distribute or cause to be distributed by the Solicitation Date, the Solicitation Package without a Ballot or return envelope to (a) the U.S. Trustee; (b) the attorneys for the Official Committee of Unsecured Creditors; (c) attorneys for the Debtors' postpetition lenders; (d) the Internal Revenue Service; and (e) all parties that the Debtors are required to serve pursuant to the Bankruptcy Court's Case Management Order.

         9. Solicitatition Packages, which shall include Ballots, shall be distributed to holders, as of the Record Date, of claims in Classes 7, 8, and 10, which classes are designated under the Plan as entitled to vote to accept or reject the Plan.

         10. Solicitation Packages, which shall exclude any Ballots but shall include notices of non-voting status, substantially in the forms attached to the Motion as Exhibit C and Exhibit D

(the "Notices of Non-Voting Status"), shall be distributed to (a) holders, as of the Record Date, of unimpaired claims in Classes 1, 2, 3, 4, 6, 9 and 13 (for whom the Solicitation Package may also exclude the Plan and Disclosure Statement); and (b) all holders, as of the Record Date, of claims or interests in Classes 11 and 12, as applicable, which classes are designated under the Plan as impaired and not entitled to vote to accept or reject the Plan. Any identical claims in these classes that are filed multiple times by the same creditor against the same Debtor will receive one Notice of Non-Voting Status on account of such claims.

         11. Any creditor entitled to vote in a given class who has filed duplicate claims (meaning the claims are in the same amount, with the same classification and asserting the same basis of claim) to be voted in such class shall be provided, to the extent possible, with only one Solicitation Package and one Ballot for voting a single claim in such class.

         12. The Debtors are not required to distribute Solicitation Packages to creditors who have timely filed proofs of claim for amounts less than or equal to the amounts scheduled if the claims have already been paid in the full scheduled or filed amount prior to the Solicitation Date pursuant to an order by the Bankruptcy Court.

         13. The Debtors are not required to distribute Solicitation Packages to a party to an executory contract who does not hold either a filed or a scheduled claim, unless such party makes a specific request in writing for the same (so long as such scheduled claim is not listed as contingent, unliquidated, or disputed).

         14. As the Debtors anticipate that some of the notices of the Disclosure Statement Hearing (the "Disclosure Statement Hearing Notices") may be returned as undeliverable, the Debtors are excused from distributing Solicitation Packages to those entities listed at such addresses unless the Debtors receive written notice of accurate addresses for such entities, or accurate forwarding addresses, before the Solicitation Date and the failure to distribute Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing, the Voting Deadline (as defined below), or violation of Bankruptcy Rule 3017(d).

         15. All Ballots must be properly executed, completed, and the original thereof shall be delivered to the Solicitation Agents so as to be actually received by Debtors' solicitation and tabulation agents by no later than the following deadline (the "Voting Deadline"):


         -- By 5:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2004, to Smith, Gambrell & Russell, LLP, Attention: Ginny Smithson, located at Suite 3100, 1230 Peachtree Street, Atlanta, Georgia 30309-3592 (Phone: 404-815-3506) (the "U.S. Balloting Agent");
                  or

         -- BY 5:00 P.M. (PREVAILING BOGOTA TIME) ON NOVEMBER 4, 2004, to Angela Maria Calvijo, located at Aerovias Nacionales de Colombia S.A. Avianca, Centro Administrativo, Avenida Eldorado
                  N. 92-30, Bogota, Colombian (the "Colombian Balloting Agent"; the U.S. Balloting Agent and the Colombian Balloting Agent, each a "Balloting Agent").

Creditors with addresses in the Republic of Colombia shall deliver their Ballots to the Colombian Balloting Agent by the Voting Deadline and such Ballots will then be promptly delivered to the U.S. Balloting Agent.

         16. Solely for purposes of voting to accept or reject the Plan and not for the purpose of the allowance of, or distribution on account of, a claim and without prejudice to the rights of the Debtors in any other context, each claim entitled to vote to accept or reject the Plan shall be entitled to vote the amount of such claim as set forth in the Schedules, unless such holder has timely filed a proof of claim, in which event such holder shall be entitled to vote the amount of such claim as set forth in such proof of claim. The exchange rate for valuing claims of Colombian creditors shall be $2954.62 Colombian Pesos to $1 U.S. Dollar, based on the exchange rate as of the March 21, 2003 petition date.

         17. Creditors who have timely filed a proof of claim and disagree with the Debtors' classification of, or objection to, its claim and believe that the Creditor should be entitled to vote on the Plan, must serve on the Debtors and file with the Court a motion for an order pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (a "Rule 3018(a) Motion") temporarily allowing such claim in a different amount or in a different class for purposes of voting to accept or reject the Plan. ALL RULE 3018(a) MOTIONS MUST BE FILED ON OR BEFORE OCTOBER 21, 2004. In accordance with Bankruptcy Rule 3018, as to any creditor filing a Rule 3018(a) Motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing. Creditors may contact Debtors' counsel as set forth below to receive a Ballot for any claim for which a proof of claim and a Rule 3018(a) Motion have been timely filed. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above shall not be considered. A hearing on all Rule 3018 Motions shall be held at 10:00 A.M. (PREVAILING EASTERN TIME) ON NOVEMBER 9, 2004.

         18. In order to facilitate tabulation of the votes on the Plan, the following tabulation procedures are hereby approved:

         (1) a vote shall be disregarded if the Bankruptcy Court determines, after notice and a hearing, that a vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code;

         (2) any Ballot that is returned to the Voting Agent, but which is unsigned, shall not be counted;

         (3) all votes to accept or reject the Plan must be cast by using the appropriate Ballot and in accordance with the voting instructions set forth on the Ballot (as may be applicable) and votes that are cast in any other manner shall not be counted;

         (4) a holder of claims in more than one (1) class must use separate Ballots for each class of claims;

         (5) a holder of claims shall be deemed to have voted the full amount of its claim in each class and shall not be entitled to split its vote within a particular class;

         (6) any Ballot that partially accepts and partially rejects the Plan shall not be counted;

         (7) if a holder of claims casts more than one (1) Ballot voting the same claim prior to the Voting Deadline, only the last Ballot timely received by the Voting Agent shall be counted;

         (8) if a holder of claims casts Ballots received by the Voting Agent on the same day, but which are voted inconsistently, such Ballots shall not be counted;

         (9) any executed Ballot received by the Voting Agent that indicates both acceptance and rejection of the Plan shall be counted as an acceptance of the Plan;

         (10) any entity entitled to vote to accept or reject the Plan may change its vote before the Voting Deadline by casting a superseding Ballot so that it is received on or before such deadline; and

         (11) if a Claim has been paid, released or otherwise withdrawn prior to the Confirmation Hearing, the Claim will not be eligible for voting on the Plan.


         19.      The Confirmation Hearing Notice is approved.

         20. The Confirmation Hearing and a hearing on the Debtors' Motion for Substantive Consolidation (attached as Appendix E to the Disclosure Statement) will be held at 10:00 A.M. (PREVAILING EASTERN TIME) ON NOVEMBER 16, 2004; provided, however, that such hearing may be adjourned from time to time by the Court or the Debtors without further notice to parties other than an announcement in Court at such hearing or any adjourned subsequent hearing and the Plan may be modified pursuant to the requirements of section 1127 of the Bankruptcy Code. A pre-trial conference on the Motion for Substantive Consolidation and such other matters as the Court may wish to address will be held before the Court at 10:00 A.M. (PREVAILING EASTERN TIME) ON NOVEMBER 9, 2004.

         21. The Debtors shall publish the Confirmation Hearing Notice no later than OCTOBER 13, 2004 in the Global and Americas editions of The Wall Street Journal (which shall include publication in El Tiempo, the largest newspaper in the Republic of Colombia).

         22. Objections to confirmation of the Plan, if any, must (a) be in writing; (b) be in the English language; (c) state the name and address of the objecting party and the amount and nature of the claim or interest of such party; (d) state with particularity the basis and nature of any objection; and
(e) be filed, together with proof of service, with the Court and served so that they are actually received no later than 5:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2004 (the "Objection Deadline") by each of the parties identified in the Confirmation Hearing Notice at the respective addresses set forth therein. The Debtors, the Committee, Oceanair, FNC and VB may serve replies to such objections and proposed modifications no later than November 12, 2004.

         23. Objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled.

         24. The Plan Documents (as defined in the Plan), to the extent not included in the Disclosure Statement included in the Solicitation Package, shall be filed with the Court and served on: (a) the U.S. Trustee; (b) the attorneys for the Official Committee of Unsecured Creditors; (c) attorneys for the Debtors' postpetition lenders; (d) the Internal Revenue Service; and (e) all parties that the Debtors are required to serve pursuant to the Bankruptcy Court's Case Management Order, no later than OCTOBER 21, 2004; provided that (i) the Plan Documents may be amended subsequent to such date to properly reflect the transactions in the Plan, and any such amendments shall be filed with the Court and served on the above parties, and (ii) the information required by Section 1129(a)(5) of the Bankruptcy Court shall be filed with the Court and served on the above parties on or before OCTOBER 31, 2004, or such later date as may be approved by the Court prior to the Confirmation Hearing.

         25. The Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this Order without seeking further order of the Court.

         26. The Debtors are authorized to make non-substantive changes to the Disclosure Statement, Plan, Ballots, Confirmation Hearing Notice, and related documents, with consent from the Creditors' Committee, without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other materials in the Solicitation Package prior to their distribution and to make changes as required to assure that the respective provisions of the official English version have substantially the same meanings as the respective provisions of the official Spanish version thereof.

         27. The requirement under Rule 9013-l(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a memorandum of law is waived.



Dated: New York, New York.
       September 27, 2004.

                                      /s/Allan L. Gropper
                                      ----------------------------------------
                                      ALLAN L. GROPPER
                                      UNITED STATES BANKRUPTCY JUDGE



SUBMITTED BY:

SMITH, GAMBRELL & RUSSELL, LLP


By: /s/Ronald E. Barab
    ------------------------------------
       Ronald E. Barab (RB4876)

Suite 3100, Promenade II
1230 Peachtree Street
Atlanta, GA 30309-3592
Tel: (404) 815-3500

Attorneys for the Debtors



NO OBJECTION:
GREENBERG TRAURIG, LLP


By: /s/ Richard S. Miller
    ---------------------------------
    Richard S. Miller (RM-2428)
    Robert Honeywell (RH-7684)
200 Park Avenue
New York, New York 10166
(212) 801-9200

Attorneys for the Official Committee
of Unsecured Creditors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------
In re

AEROVIAS NACIONALES DE
COLOMBIA S.A. AVIANCA
F.E.I.N. 52-1439926,                                Chapter 11

and                                                 Case No. 03-11678(ALG) and
                                                    03-11679(ALG)
AVIANCA, INC.
F.E.I.N. 13-1868573,
                                                    Jointly Administered
                          Debtors.


-------------------------------------

          NOTICE OF (I) ESTABLISHMENT OF RECORD DATE; (II) HEARING FOR
                   CONFIRMATION OF THE PLAN AND PROCEDURES FOR
                   OBJECTING TO CONFIRMATION OF THE PLAN; AND
              (III) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN
              ----------------------------------------------------

PLEASE TAKE NOTICE that:

1. CONFIRMATION AND SUBSTANTIVE CONSOLIDATION HEARING. A hearing (the "Confirmation Hearing") to consider the confirmation of the Third Modified and Restated Joint Plan of Reorganization, dated September 28, 2004 filed by Aerovias Nacionales de Colombia S.A. Avianca and Avianca, Inc., as debtors and debtors in possession (collectively, the "Debtors") will be held at 10:00 A.M. PREVAILING EASTERN TIME, ON NOVEMBER 16, 2004, before the Honorable Allan L. Gropper, United States Bankruptcy Judge, in Room 617 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004-1408 (the "Court"). The Confirmation Hearing may be continued from time to time without further notice other than the announcement by the Debtors of the adjourned date(s) at the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties. The Debtors' motion for substantive consolidation (the "Substantive Consolidation Motion") will also be heard at the same time and date as the Confirmation Hearing, and a pre-trial conference on the Substantive Consolidation Motion and such other matters as the Court may wish to address will be held before the Court at 10:00 A.M. PREVAILING EASTERN TIME ON NOVEMBER 9, 2004.


2. RECORD DATE FOR VOTING PURPOSES. Only creditors who hold claims on September 16, 2004 are entitled to vote on the Plan unless otherwise provided by Court order.

3. VOTING DEADLINE. All votes to accept or reject the Plan must be received by 5:00 P.M. PREVAILING EASTERN TIME ON NOVEMBER 4, 2004 (FOR CLASS 7 AND 10 BALLOTS), AND 5:00 P.M. PREVAILING LOCAL BOGOTA TIME ON NOVEMBER 4, 2004 (FOR CLASS 8 BALLOTS). Any failure to follow the voting instructions included with the Ballot may disqualify your Ballot and your vote.

4. PARTIES IN INTEREST NOT ENTITLED TO VOTE. The following creditors and shareholders are not entitled to vote on the Plan: (i) holders of unimpaired claims, (ii) holders of claims or interests who will receive no distribution at all under the Plan, and (iii) holders of claims that are the subject of filed objections. Such holders will receive a Notice of Non-Voting Status rather than a Ballot in their Solicitation Packages. If you have timely filed a proof of claim and disagree with the Debtors' classification of, or objection to, your claim and believe that you should be entitled to vote on the Plan, then you must serve on the Debtors and file with the Court a motion for an order pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (a "Rule 3018(a) Motion") temporarily allowing such claim in a different amount or in a different class for purposes of voting to accept or reject the Plan. ALL RULE 3018(a) MOTIONS MUST BE FILED ON OR BEFORE OCTOBER 21, 2004. In accordance with Bankruptcy Rule 3018, as to any creditor filing a Rule 3018(a) Motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing. Creditors may contact Debtors' counsel as set forth below to receive a Ballot for any claim for which a proof of claim and a Rule 3018(a) Motion have been timely filed. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above shall not be considered. A HEARING ON ALL RULE 3018(a) MOTIONS SHALL BE HELD ON NOVEMBER 9, 2004 AT 10:00 A.M.

         5. OBJECTIONS TO CONFIRMATION. Objections, if any, to the confirmation of the Plan must be in writing, conform to the requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the Local Bankruptcy Rules for the Southern District of New York and be filed (a)(i) through the Bankruptcy Court's electronic filing system (in accordance with General Order M-242), which may be accessed (with a password which is available by contacting the Bankruptcy Court's technical assistance at (212) 668-2870, ext. 3522, Monday through Friday, 8:30 a.m. to 5:00 p.m.) through the Internet at the Bankruptcy Court's website at: www.nysb.uscourts.gov, using Netscape Navigator software version 3.0 or higher, and (ii) in portable document format (PDF) using Adobe Exchange software for conversion; or (b) if a party is unable to file electronically, such party shall submit the objection in PDF format on a diskette in an envelope with the case name, case number, type and title of document, document number of the document to which the objection refers, and the file name on the outside of the envelope; or (c) if a party is unable to file electronically or use PDF format, such party shall submit the objection on diskette in either Word, WordPerfect, or DOS text (ASCII) format. An objection filed by a party with no legal representation shall comply with section (b) or (c) as set forth in this paragraph. A hard copy of the objection, marked "Chamber's Copy," whether filed pursuant to section (a), (b) or (c) as set forth in this paragraph, shall be delivered in an unsealed envelope to the Clerk's Office located at Alexander Hamilton Custom House, One Bowling Green, New York, NY 10004-1408, attention:
Kathleen Farrell-Willoughby, Clerk of Court, on the same day the objection is filed with the Clerk or, if filed electronically, not later than the next business day after the objection is filed, in either case so AS TO BE RECEIVED NO LATER THAN 5:00 P.M. ON NOVEMBER 4, 2004 prevailing Eastern time (the "Objection Deadline"). The objection shall be served in accordance with General Order M-242 so as to be received no later than the Objection Deadline, upon the following parties: (i) Smith Gambrell & Russell, LLP, 1230 Peachtree Street NE, Suite 3100 Promenade II, Atlanta, Georgia 30309-3592, Attn: Brian P. Hall, Esq.;
(ii) Greenberg Traurig, LLP, 200 Park Avenue, Metlife Building, New York, New York 10166, Attn: Richard S. Miller, Esq., counsel for the Committee; (iii) Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019,
Attn: Scott K. Charles, counsel for Oceanair Linhas Aereas Ltda ("Oceanair"); and (iv) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153,
Attn: Michael P. Kessler, Esq., counsel. for Federacion National de Cafeteros de Colombia ("FNC") and Valores Bavaria, S.A. ("VB"). The Debtors, the Official Committee of Unsecured Creditors, Oceanair, FNC and VB shall file any replies to such objections so as to be received by no later than 5:00 p.m. on November 12, 2004.

6. PARTIES WHO WILL NOT BE TREATED AS CREDITORS. Any holder of a claim that (i) is scheduled in the Debtors' schedules of assets and liabilities, statements of financial affairs and schedules of executory contracts and unexpired leases at zero, or in an unknown amount, or as disputed, contingent, or unliquidated, and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (ii) is not scheduled and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, shall not be treated as a creditor with respect to such claim for purposes of (a) receiving notices regarding, or distributions under, the Plan, or (b) voting on the Plan.

7. ADDITIONAL INFORMATION. Any party in interest wishing to obtain (i) information about the solicitation procedures or (ii) copies of the Disclosure Statement or the Plan, may view such documents by accessing the Court's Electronic Case Filing System which can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court, or may contact the Debtors at the addresses set forth below:


CREDITORS LOCATED                             CREDITORS LOCATED IN
OUTSIDE THE REPUBLIC OF COLOMBIA:             THE REPUBLIC OF COLOMBIA

Smith Gambrell & Russell, LLP,                AEROVIAS NACIONALES DE
1230 Peachtree Street NE                      COLOMBIA S.A. AVIANCA,
Suite 3100 Promenade II                       Avenida Calle 26, No. 92-30,
Atlanta, Georgia 30309-3592                   Bogota, Colombia,
Attn: Virginia Smithson                       Attn: Angela Maria Clavijo
Ph:  (404) 815-3500                           Ph:  57-1-457-8662 ext. 2412/2727


Dated:   New York, New York
         September 28, 2004


                                            SMITH, GAMBRELL & RUSSELL, LLP
                                            Suite 3100, Promenade II
                                            1230 Peachtree Street, N.E.
                                            Atlanta, Georgia 30309
                                            (404) 815-3500

                                            and

                                            ANDERSON, KILL & OLICK, P.C.
                                            1251 Avenue of the Americas
                                            New York, New York 10020
                                            (212) 278-1000

                                            Attorneys for the Debtors

GREENBERG
TRAURIG


September 30, 2004


TO: ALL GENERAL UNSECURED CREDITORS OF AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA, AND AVIANCA, INC.

FROM: THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA, AND AVIANCA, INC.


We are counsel to the Official Committee of Unsecured Creditors (the "Committee") of Aerovias Nacionales De Colombia S.A. Avianca, and Avianca, Inc. (the "Debtors"), and issue this letter on its behalf to encourage your vote in support of the Joint Plan of Reorganization (the "Plan") filed by the Debtors and attached as Appendix F to the enclosed Disclosure Statement (the "Disclosure Statement").

Enclosed with this letter you have received copies of the Plan, the Disclosure Statement regarding the Plan and a ballot ("Ballot"). The Committee urges each creditor to read the Plan and Disclosure Statement carefully, particularly the sections which describe the proposed treatment of unsecured claims in Classes 7 and 8 of the Plan, the effects of the proposed novation agreement on Colombian unsecured claims (Class 8), and the option for certain unsecured claims to be converted into "convenience" claims in Class 9.

               THE COMMITTEE HAS VOTED TO SUPPORT CONFIRMATION OF
                THE PLAN AND RECOMMENDS THAT UNSECURED CREDITORS
                  VOTE THE ENCLOSED BALLOT TO ACCEPT THE PLAN.

  THE COMMITTEE ALSO URGES ALL COLOMBIAN GENERAL UNSECURED CREDITORS (CLASS 8)
            TO INDICATE THEIR AGREEMENT TO THE PLAN BY EXECUTING THE
                  NOVATION AGREEMENT CONTAINED IN THE BALLOT.

The enclosed Ballot should be completed by you indicating your vote on the Plan and, if you are in Class 8, your acceptance of the Novation Agreement. Please complete and return the Ballot following the procedure described in the ballot instruction sheet and in the Disclosure Statement. If you have any questions, please review the Disclosure Statement and consult your counsel.

The Committee has endorsed the Plan as the best available means of maximizing the recovery available to unsecured creditors and encourages you to vote to accept the Plan.

                                      Very truly yours,

                                      GREENBERG TRAURIG, LLP

                                      By: Richard Miller
                                          Robert Honeywell
                                      Counsel to the Committee





Greenberg Traurig, LLP | Attorneys at Law | MetLife Building | 200 Park Avenue |
                              New York | NY 10166

MUST BE ACTUALLY RECEIVED BY 5:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2004.



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------
In re                                          )
                                               )
AEROVIAS NACIONALES DE COLOMBIA S.A.           ) CASE NOS.: 03-11678(ALG) AND
AVIANCA                                        )            03-11679(ALG)
F.E.I.N. 52-1439926,                           )
                                               ) JOINTLY ADMINISTERED
                                               )
And                                            ) CHAPTER 11
                                               )
AVIANCA, INC.                                  )
F.E.I.N. 13-1868573,                           )
                                               )
                              Debtors.         )
-----------------------------------------------)

                                 CLASS 7 CLAIMS
       (NON-COLOMBIAN-HELD GENERAL UNSECURED CLAIMS IN EXCESS OF $15,000)

NAME AND ADDRESS OF  HOLDER:                       VOTING AMOUNT: $__________

--------------------------

--------------------------


--------------------------

                                     BALLOT

FOR (1) ACCEPTING OR REJECTING THE THIRD MODIFIED AND RESTATED JOINT PLAN OF REORGANIZATION (AS HEREAFTER AMENDED, MODIFIED, OR SUPPLEMENTED, THE "PLAN") OF AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA AND ITS SUBSIDIARY, AVIANCA, INC. (INDIVIDUALLY AND COLLECTIVELY "AVIANCA" OR THE "DEBTOR") OR (2) ELECTING TO CONVERT AND REDUCE A CLASS 7 CLAIM TO A CLASS 9 (CONVENIENCE CLASS) CLAIM IN THE AMOUNT OF $15,000, PROVIDED, A HOLDER OF A CLASS 7 CLAIM IN EXCESS OF $50,000 MAY NOT ELECT TO REDUCE SUCH CLASS 7 CLAIM TO A CLASS 9 CLAIM


1. VOTE ON PLAN OR ELECTION TO CONVERT TO CLASS 9. THE UNDERSIGNED HOLDER OF A CLASS 7 CLAIM HEREBY VOTES AS FOLLOWS WITH RESPECT
         TO THE PLAN OR HEREBY MAKES THE FOLLOWING ELECTION:

  Please check only one box:

                                             ELECTS TO CONVERT TO CLASS 9
         ACCEPTS PLAN       REJECTS PLAN     AND REDUCE CLAIM TO $15,000
         ------------       ------------     ---------------------------
            [  ]                [   ]                   [   ]

         If you elect to convert your Class 7 Claim to a Class 9 Claim, the Plan leaves unaltered the legal, equitable, and contractual rights to which your Claim, as reduced to $15,000, entitles you. THAT IS, IF YOUR CLAIM IS PAYABLE IN CASH AND IS DUE OR PAST DUE ON THE DISTRIBUTION DATE FOR CLASS 9 CLAIMS, YOU WILL BE ENTITLED TO RECEIVE PAYMENT IN CASH ON THE DISTRIBUTION DATE FOR CLASS 9 CLAIMS OF THE FULL AMOUNT TO WHICH YOU WOULD BE ENTITLED AS THE HOLDER OF A CLAIM IN THE AMOUNT OF $15,000 AGAINST AVIANCA IN THE ABSENCE OF AVIANCA'S CHAPTER 11 CASE.


2.       TAX INFORMATION.  Under penalty of perjury, Creditor certifies that:

         A.       Creditor's correct U.S. taxpayer identification number is:

                   ( Social Security Number) _________ - __________-__________,
                   (or Employer Identification Number) _______- __________; and

         B.       Please check the appropriate box(es), if any:

                  Creditor is not subject to backup withholding because:

                  [ ]      (a)      Creditor is exempt from backup withholding;

                  [ ]      (b)      Creditor has not been notified by the
                                    Internal Revenue Service ("IRS") that
                                    Creditor is subject to backup withholding as a result of a failure to report all interest or dividends; or

                  [ [      (c)      The IRS has notified Claimant that Creditor
                                    is no longer subject to backup withholding.

3. CERTIFICATION. By signing this Ballot the undersigned certifies that he/she/it either is (i) a Creditor with a Claim to which this Ballot pertains that is designated in the above referenced Class of Claims pursuant to the Plan or (ii) an authorized signatory of such a Creditor, and has full power and authority: (a) to vote to accept or reject the Plan, if applicable, or (b) to convert and reduce the Creditor's Claim to Class 9 (Convenience Class Claims) in the amount of $15,000 and payable in full, in Cash, on the Distribution Date, if applicable. The undersigned also acknowledges that such vote or conversion and reduction is subject to all the terms and conditions set forth in the Disclosure Statement and in the Plan.

                   A BALLOT THAT IS NOT SIGNED WILL NOT COUNT.

        Name (Print)
                                        -----------------------------
        Signature:
                                        -----------------------------
        Title:
                                        -----------------------------
        Date Completed:
                                        -----------------------------



                  PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED ON THIS BALLOT.

                  PLEASE READ AND FOLLOW THE INSTRUCTIONS ATTACHED TO OF THIS BALLOT CAREFULLY.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

The Debtors are soliciting your vote on the Debtors' Third Modified and Restated Joint Plan of Reorganization, dated September 22, 2004 (as hereafter amended, modified, or supplemented, the "Plan") referred to in, and annexed as APPENDIX F to, the Disclosure Statement for Debtors' Third Modified and Restated Joint Plan of Reorganization, dated September 22, 2004 (as hereafter amended, modified, or supplemented, the "Disclosure Statement"). The capitalized terms used but not defined in this Ballot shall have the meanings ascribed to them in the Plan.

TO HAVE YOUR VOTE COUNT OR TO MAKE A VALID AND EFFECTIVE ELECTION TO CONVERT YOUR CLASS 7 CLAIM TO A CLASS 9 CLAIM, YOU MUST INDICATE EITHER (1) YOUR ACCEPTANCE OR REJECTION OF THE PLAN OR (2) YOUR ELECTION TO CONVERT AND REDUCE YOUR CLASS 7 CLAIM TO A CLASS 9 CLAIM, AND IN EITHER CASE, YOU MUST SIGN AND RETURN THIS BALLOT IN THE ENCLOSED ENVELOPE (I) BY REGULAR MAIL TO, OR (II) BY HAND DELIVERY, FEDERAL EXPRESS, UPS, OR OTHER COURIER SERVICE TO : AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA, C/O SMITH, GAMBRELL & RUSSELL, LLP, SUITE 3100, 1230 PEACHTREE STREET, ATLANTA, GEORGIA 30309-3592, ATTENTION: GINNY SMITHSON (PHONE: 404-815-3506) (THE "U.S. BALLOTING AGENT"). ANY RETURNED BALLOT THAT IS SIGNED, BUT THAT DOES NOT INDICATE AN ACCEPTANCE OF THE PLAN, A REJECTION OF THE PLAN, OR AN ELECTION TO CONVERT AND REDUCE A CLASS 7 CLAIM TO A CLASS 9 CLAIM WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. BALLOTS MUST BE RECEIVED BY THE U.S. BALLOTING AGENT NOT LATER THEN 5:00 P.M. (PREVAILING EASTERN TIME), ON NOVEMBER 4, 2004 (THE "VOTING DEADLINE"). IF A BALLOT IS RECEIVED AFTER SUCH TIME, IT MAY NOT BE CONSIDERED. BALLOTS BY FACSIMILE, E-MAIL, OR ANY OTHER ELECTRONIC MEANS WILL NOT BE COUNTED. ONLY ORIGINAL BALLOTS WITH ORIGINAL SIGNATURES WILL BE CONSIDERED.

It is important that you either vote or make an election to convert and reduce your Class 7 Claim to a Class 9 Claim. The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the Holders of at least 2/3 in amount and more than 1/2 in number of Claims actually voting in each voting Class of Claims. The votes of the Claims actually voted in your Class will bind those who do not vote. In the event that the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if at least one impaired Class of Claims or Interests has accepted the Plan and the Bankruptcy Court finds that it accords fair and equitable treatment to, and does not discriminate unfairly against, the Classes rejecting it and otherwise satisfies the requirements of Section 1129(b) of Title 11 of the United States Code (the "Bankruptcy Code").

WITH RESPECT TO ALL OF THEIR CLAIMS UNDER THE PLAN, WHETHER OR NOT SUCH CLAIMS ARE ASSERTED AGAINST EITHER OR BOTH DEBTORS, CREDITORS MUST ELECT EITHER (1) TO ACCEPT OR REJECT THE PLAN OR (2) TO CONVERT AND REDUCE THEIR CLASS 7 CLAIMS TO CLASS 9 CLAIMS; CREDITORS MAY ONLY SELECT ONE OF THESE CHOICES; AND CREDITORS MAY NOT SPLIT THEIR VOTE OR SELECTION AMONG SUCH CHOICES. THUS, A BALLOT THAT PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN IN PRESCRIBED AMOUNTS OR PARTIALLY ELECTS TO CONVERT AND REDUCE CLASS 7 CLAIMS TO CLASS 9 CLAIMS WILL NOT BE CONSIDERED.

Your signature is required in order for your Ballot to be considered. If a Claim is held by a partnership, the Ballot should be executed in the name of the partnership by a general partner. If a Claim is held by a corporation, the Ballot should be executed by an authorized officer. If you are signing in a representative capacity, also indicate your title after your signature. If you have any questions, please contact the U.S. Balloting Agent at 404-815-3506.

Ballots are being sent to all Holders of allowed impaired Claims entitled to vote on the Plan as of the applicable voting record date. Pursuant to Section 502 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for purpose of voting on the Plan upon motion by such Creditor. The Debtors also may seek an order of the Bankruptcy Court, temporarily allowing, for voting purposes only, certain disputed Claims. If a Creditor holding such a Claim or the Debtors avail themselves of this right, allowance for voting purposes does not constitute allowance for purpose of distributions under the Plan.

THIS BALLOT IS FOR VOTING PURPOSES ONLY; AND IT DOES NOT CONSTITUTE AND WILL NOT BE DEEMED A PROOF OF CLAIM OR AN ADMISSION BY THE DEBTORS OF THE VALIDITY OF A CLAIM.

If your Ballot is damaged or lost you may request a replacement by addressing a written request to the U.S. Balloting Agent at the address listed above or by calling 404-815-3506. Holders submitting multiple Ballots with respect to the same Claim will be deemed to have voted or elected to reduce and convert in the manner indicated on the last Ballot received.

IF A CLAIM IS DISPUTED AS OF THE VOTING DEADLINE, THE BALLOT SUBMITTED WITH RESPECT TO SUCH CLAIM WILL NOT BE COUNTED, EXCEPT TO THE EXTENT THE DEBTORS' OBJECTION TO SUCH CLAIM STATES OTHERWISE OR THE BANKRUPTCY COURT ORDERS OTHERWISE UPON THE TIMELY APPLICATION OF THE HOLDER OF SUCH CLAIM IN ACCORDANCE WITH THE BANKRUPTCY COURT'S ORDER ESTABLISHING VOTING PROCEDURES INCLUDED WITH THIS BALLOT.

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

In re                                }
                                     }
AEROVIAS NACIONALES DE COLOMBIA S.A. } CASE NOS. 03-11678(ALG} AND 03-11679(ALG}
AVIANCA                              }
F.E.I.N. 52-1439926,                 }
                                     } JOINTLY ADMINISTERED
                                     }
and                                  }
                                     } CHAPTER 11
                                     }
AVIANCA, INC.                        } JUDGE ALLAN L. GROPPER
F.E.I.N. 13-1868573,                 }
                                     }
         Debtors.                    } DISCLOSURE STATEMENT REGARDING THIRD
                                     } MODIFIED AND RESTATED JOINT PLAN OF
                                     } REORGANIZATION

                                       Ronald E. Barab
                                       Brian P. Hall
                                       SMITH, GAMBRELL & RUSSELL, LLP
                                       Suite 3100, Promenade II
                                       1230 Peachtree Street, N.E.
                                       Atlanta, Georgia 30309
                                       (404} 815-3500

                                       Howard D. Ressler
                                       ANDERSON, KILL & OLICK, P.C.
                                       1251 Avenue of the Americas
                                       New York, New York 10020
                                       (212} 278-1000

                                       Attorneys for Aerovias Nacionales de
                                       Colombia S.A. Avianca and Avianca, Inc.,
                                       Debtors and Debtors in Possession

September 22, 2004
Atlanta, Georgia

                     GUIDE TO THIS DISCLOSURE STATEMENT AND
                          OTHER SOLICITATION MATERIALS

You have received this Disclosure Statement and other Solicitation Materials because Aerovias Nacionales de Colombia S.A. Avianca ("Avianca S.A.") or Avianca, Inc. has identified you as a Creditor of Avianca S.A. or Avianca, Inc. (referred to in this Guide, collectively, as "Avianca," the "Company," or the "Proponents"), or you have filed a proof of claim in the Chapter 11 case of Avianca S.A. or Avianca, Inc. (referred to in this Guide collectively as the "Case") stating that you are a Creditor of the Company and that you are entitled to vote on Avianca's joint plan of reorganization (referred to in this Guide as the "Plan").

The Solicitation Materials included in this package consist of (1) this Disclosure Statement, (2) the Plan (which is annexed as APPENDIX F to this Disclosure Statement), (3) a Ballot, (4) Voting Instructions, which are included on the Ballot, (5) a Bankruptcy Court Notice, and (6) a Letter from the Official Committee of Unsecured Creditors appointed in the Case (referred to in this Guide as the "Committee"). Each of the foregoing is described in more detail below.

DISCLOSURE STATEMENT. The Disclosure Statement begins with a Summary, which includes an overview of the Plan, recommendations in favor of the Plan by the Company and the Committee, a general description of the investment transaction on which the Plan is based, and a description of the various classes of claims in the Case and the treatment of Claimholders (i.e., cash, notes or certificates, and other rights to be granted to Claimholders) provided by the Plan. Immediately following the Summary is a Table of Contents for the Disclosure Statement. The Disclosure Statement includes a description of voting procedures, a description of the procedure for obtaining Confirmation of the Plan, a description of the Company, a history of the Case, a summary of the Plan (a full and complete copy of which is annexed as APPENDIX F hereto), a statement of risk factors that you should consider in deciding how to vote on the Plan, a discussion of the transferability of any notes or trust certificates you may receive on account of your Claim, a general discussion of tax consequences of the Plan, the criteria for Confirmation of the Plan, the alternatives to the Plan, and the required acceptance of the Plan by impaired Classes of Claims for Confirmation of the Plan.

BALLOT. In order for you to vote to accept or reject the Plan, you must complete and sign the Ballot included in this package. If you are the Holder of a Claim in Class 7 (Non-Colombian-held General Unsecured Claims) or Class 8 (Colombian-held General Unsecured Claims), you may vote to accept or reject the Plan, or, if your Claim is in an amount which exceeds $(USD)15,000 or $(COL)44,319,300, but does not exceed $(USD)50,000 or $(COL)147,730,800, you may elect, by reducing the amount of your Claim to $(USD)15,000 or $(COL)44,319,300, to be treated as the Holder of a Claim in Class 9, whereupon you will, if your Claim entitles you to immediate payment in cash, be entitled to payment in full of your Claim, as so reduced, on the Effective Date or as soon thereafter as reasonably practicable. (The above amounts are based upon the exchange rate in effect on March 21, 2003, the Chapter 11 petition date.) If you are the Holder of a Claim in Class 8, Avianca requests that you also sign the Novation Agreement included on the Ballot and agree to become contractually bound to the provisions of the Plan.

VOTING INSTRUCTIONS. Detailed instructions for the proper completion and signing of your Ballot and the Novation Agreement included in the Ballot are contained in your Ballot. If you have any questions or need any assistance in completing your Ballot, please contact the Balloting Agent identified on your Ballot.

BANKRUPTCY COURT NOTICE. The Notice included in this package sets forth important information, including the following dates:

      -     Date and time of the Confirmation Hearing;

      -     Record date for voting purposes;

      -     Deadline for returning your Ballot;

      - Deadline for filing a motion with the Bankruptcy Court seeking permission to vote in an estimated amount, if your Claim is disputed or unliquidated; and

      -     Deadline for filing objection to confirmation of the Plan.

COMMITTEE LETTER. The letter from Counsel to the Committee included in this package explains the Committee's position in favor of confirmation of the Plan.

MOTION FOR SUBSTANTIVE CONSOLIDATION. The Motion for Substantive Consolidation included in this package is Avianca's request to the Bankruptcy Court for an Order providing for the substantive consolidation of the estates of Avianca S.A. and Avianca, Inc. The entry of such an Order is a condition to the Confirmation of the Plan. An explanation of the Company's grounds for, and the effect of, substantive consolidation is set forth in detail in the Motion.

HYPOTHETICAL EXAMPLES. Hypothetical examples of payouts to Holders of Class 7 and Class 8 Creditors under the Plan will be included.

                                   DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE APPENDICES HERETO RELATES TO THE THIRD MODIFIED AND RESTATED JOINT PLAN OF REORGANIZATION DATED SEPTEMBER 22, 2004 (THE "PLAN") OF AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA ("AVIANCA S.A.") AND ITS WHOLLY OWNED, DEBTOR SUBSIDIARY AVIANCA, INC. ("AVIANCA, INC.") (AVIANCA S.A. AND AVIANCA, INC., JOINTLY, ARE THE "PROPONENTS" OF THE PLAN). SUCH INFORMATION IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS CONCERNING AVIANCA S.A., AVIANCA, INC., OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO CAREFULLY READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN (A COPY OF WHICH IS ANNEXED HERETO AS APPENDIX F) AND TO ALL EXHIBITS AND SCHEDULES ANNEXED OR REFERRED TO IN THE PLAN AND/OR IN THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE IS NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS, FOREIGN SECURITIES LAWS, OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11 OF THE BANKRUPTCY CODE. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES AGENCIES, AND NEITHER THE SEC NOR ANY STATE SECURITIES AGENCIES HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE APPENDICES HERETO ARE NOT INTENDED TO CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER ARE INTENDED AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO BE CONSTRUED TO CONSTITUTE ANY LEGAL ADVICE OR LEGAL OPINION ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN AVIANCA S.A AND/OR AVIANCA, INC.

                                 SUMMARY OF PLAN

      The following introduction and summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information, and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and in the Plan. All capitalized terms not defined in this Disclosure Statement have the same respective meanings ascribed to such terms in the Plan, a complete and accurate copy of which is annexed hereto as APPENDIX F. All references in this Disclosure Statement to monetary figures not expressly indicating that they are either to United States dollars ["$(USD)"] or to Colombian pesos ["$(COL)"] refer to United States dollars. All appendices, exhibits, and schedules to this Disclosure Statement and/or to the Plan are incorporated herein by reference as fully as if set forth in the text of this Disclosure Statement.

      A.    OVERVIEW AND RECOMMENDATION.

      After having carefully reviewed the current business operations of Aerovias Nacionales de Colombia S.A. Avianca ("Avianca S.A.") and its subsidiary Avianca, Inc. (collectively, herein sometimes referred to as the "Proponents," the "Debtor," the "Company," or "Avianca"), estimated recoveries in various liquidation scenarios, and prospects as ongoing businesses, each of the Proponents has concluded that the recovery to its stakeholders will be maximized by each of them continuing its operations as a going concern. Each believes that its businesses and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. According to the liquidation and other analyses prepared by the Proponents with the assistance of their financial advisors, the value of the their combined Estate is considerably greater as going concerns than in a liquidation.

      Accordingly, the Proponents believe that the Plan: (i) provides the best recoveries possible for the Holders of Claims or Interests, (ii) provides early distributions to Creditors, (iii) preserves the value of the Proponents' business as a going concern, and (iv) preserves the jobs of the Proponents' employees. The Proponents also believe that any alternative to Confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation and costs, as well as the loss of jobs by the Proponents' employees. Moreover, the Proponents believe that the Creditors will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan.

      SPECIFICALLY, THE PLAN PROVIDES FOR DISTRIBUTIONS TO THE HOLDERS OF CLAIMS IN ITS TWO CLASSES OF GENERAL UNSECURED CLAIMS - I.E., CLASS 7 (NON-COLOMBIAN-HELD GENERAL UNSECURED CLAIMS) AND CLASS 8 (COLOMBIAN-HELD GENERAL UNSECUERD CLAIMS) - WHICH THE PROPONENTS ESTIMATE WILL HAVE A VALUE OF THIRTY-FIVE AND SEVEN-TENTHS (35 7/10THS ) CENTS [$(USD)0.357] FOR EACH U.S. DOLLAR [$(USD)1.00] OF THEIR ALLOWED CLAIMS, PLUS ADDITIONAL AMOUNTS DEPENDING ON (I) THE AMOUNT, IF ANY, BY WHICH THE COMPANY'S EFFECTIVE DATE CASH BALANCE (AS DEFINED IN THE PLAN) EXCEEDS $(USD)45,000,000 AND (II) THE FINANCIAL PERFORMANCE OF THE COMPANY FOR CALENDAR YEARS 2005 THROUGH 2010. BY CONTRAST, THE PROPONENTS ESTIMATE THAT THE HOLDERS OF CLAIMS IN CLASS 7 AND CLASS 8 WOULD NOT RECEIVE ANY DISTRIBUTION WERE THE COMPANY TO BE LIQUIDATED AND NOT REORGANIZED.

      FOR THESE REASONS, THE PROPONENTS STRONGLY RECOMMEND THAT, IF YOU ARE ENTITLED TO VOTE, YOU TIMELY RETURN YOUR BALLOT VOTING TO ACCEPT THE PLAN.

      The Official Committee of Unsecured Creditors appointed in the Case (the "Committee") supports the Plan and recommends that, if you are entitled to vote, you vote to accept the Plan. Accordingly, the Committee has asked that the Proponents include with this Disclosure Statement the letter from Counsel to the Committee that is included in this package.

      Neither CAXDAC nor ACDAC currently supports the Plan.

      B.    INVESTMENTS BY EQUITY SPONSORS.

            1.    Generally.

            For the Reorganized Debtors to have adequate capital for future operations and to ensure the feasibility of the Plan, the Equity Sponsors have committed to invest the minimum aggregate sum of $63.0 Million in Reorganized Avianca S.A., with the possibility of investing an additional $1.0 Million. The terms of these investments are set forth in Sections 7.4.1 - 7.4.7 of the Plan. See Section III.I hereof - "The Company - The Equity Sponsors."

            2.    Equity Sponsors.

            The Equity Sponsors are (i) the Federacion Nacional de Cafeteros de Colombia (the National Coffee Growers Federation of Colombia) ("FNC," the "Coffee Federation," or the "Federation"), a private non-profit legal entity organized under the laws of the Republic of Colombia and (ii) Oceanair Linhas Aereas Ltda. ("Oceanair"), a sociedad limitada (similar to a limited liability company) organized under the laws of Brazil, which is an Affiliate of Synergy Group Corp. ("Synergy"), a corporation organized under the laws of Niue. The Coffee Federation is one of the largest rural non-governmental organizations in the world, representing approximately 560,000 coffee growers in Colombia. It has been an indirect, beneficial shareholder of Avianca since February, 2002. Separately, the Federation is also one of the DIP Lenders under the DIP Financing Facility.

            Oceanair has been engaged in the airline industry as a regional carrier in Brazil since 2001. With 14 aircraft, Oceanair now serves 32 cities across Brazil with daily flights.

            Synergy is a well-diversified conglomerate with interests primarily in the oil and gas industry in Brazil, Ecuador, and Colombia, as well as in air carrier operations in Brazil through Oceanair and in Ecuador through VIP S.A. In addition, Synergy has aircraft maintenance operations in Brazil.

            3.    Investments.

            The Plan provides that the Equity Sponsors, for and on account of two special purpose vehicles (the "SPVs") to be organized by the Equity Sponsors under the laws of the Republic of Colombia, shall make equity and/or Subordinated Debt investments in Avianca in a minimum aggregate amount of $63.0 Million, with the possibility of investing an additional $1.0 Million. The beneficial interests in the SPVs will be owned 25% by the Coffee Federation and 75% by Oceanair; and the SPVs, in turn, will own almost 100% of the equity of Avianca S.A.

            Such investments will be made in a series of transactions over a variable period of time commencing as of the Effective Date pursuant to the provisions of the Investment Agreement annexed to the Plan as an Exhibit. The length of this time period and what portions of such investments are to be made in the form of equity or Subordinated Debt are both dependant upon the monthly cash requirements of the Company from time to time. See Section V.E.4 below - "Investments."

                  (a)   Coffee Federation Contributions.

                        (i) Acquisition and Capitalization of DIP Financing Facility.

                        On the Effective Date, the Coffee Federation will purchase all of the rights and interests of Valores Bavaria S.A. ("Valores Bavaria" or "VB"), a sociedad anonima (similar to a corporation) organized under the laws of the Republic of Colombia, in the DIP Financing Facility for an aggregate purchase amount of $6,500,000; and, as a result thereof, the Federation will be the sole owner and holder of the full $18,500,000 principal amount of the DIP Financing Facility. Contemporaneously therewith, the Coffee Federation shall capitalize the full $18,500,000 in exchange for shares of Ordinary Stock of Avianca S.A. to be issued to the SPVs. The shares of Ordinary Stock will be issued to the SPVs at a price of subscribed, paid-in capital of $(COL)0.01 per share plus a premium capital surplus of $(COL)0.99 per share.

                        (ii) Conversion of Preferred Stock into Ordinary Stock and Transfer of All Outstanding Shares to SPVs.

                        Valores Bavaria and the Coffee Federation are the beneficiaries of two trusts that own the vast majority of the outstanding shares of the Ordinary Stock of Avianca S.A. (both of such trusts, collectively, are herein sometimes called the "Trusts"). See Section III.B.2 below - "Alianza Summa and Liquidation of Aces." All of the issued and outstanding shares of Preferred Stock of Avianca are owned by a Subsidiary of Valores Bavaria, which Valores Bavaria has agreed to cause to convert into shares of Ordinary Stock and to transfer to the SPVs for nominal consideration. See Section III.C.1 below - "Pre-Effective Date Capital Structure - Avianca S.A." Moreover, Valores Bavaria and the Coffee Federation have also agreed to cause the Trusts to vote in favor of such conversion of all of the issued and outstanding shares of Preferred Stock of Avianca S.A. into shares of Ordinary Stock. On the Effective Date, Valores Bavaria and its Affiliates shall transfer to the SPVs all their respective equity interests in Avianca S.A. to the SPVs for nominal consideration. In addition, Valores Bavaria and the Federation have agreed to cause the Trusts to transfer to the SPVs all of their respective equity interests in Avianca S.A. to the SPVs for nominal consideration.

                  (b)   Oceanair Transactions.

                        (i)   Equity Contributions and Subordinated Debt.

                        Pursuant to the terms of the Investment Agreement, Oceanair has committed that it (or one of its Affiliates) will, indirectly through the SPVs, provide $44,500,000 to Avianca S.A. in the form of either equity capital in exchange for shares of Ordinary Stock to be issued to the SPVs or in the form of Subordinated Debt to be evidenced by subordinated promissory notes of Avianca S.A. to be issued to the SPVs. All of such shares of Ordinary Stock that Avianca issues to the SPVs will be issued at a price of subscribed, paid-in capital of $(COL)0.01 per share plus a premium capital surplus of $(COL)0.99 per share. All Subordinated Debt of Avianca, if any, that is issued to the SPVs will be subordinated to the payment in full of all amounts due under the Dollar Notes, Peso Notes, Contingent Payment Rights, and Single Payment Rights.

                        Oceanair's investments will be made over a minimum period of eight (8) months and a maximum period of twenty-two (22) months after the Effective Date. The actual timeframe is dependent upon whether the specified Minimum Cash Balance (as defined in the Investment Agreement) - i.e., in general, $(USD)35 million, converted into Colombian pesos at the time of each calculation - for the Company exceeds the Company's Actual Cash Balance on the last Business Day of the month immediately preceding the month in which each monthly investment is required to be made (herein referred to as the "Minimum Cash Balance Test").

                        During the period commencing on the Effective Date and ending thirteen (13) months thereafter, Oceanair has committed to make a minimum equity investment in Avianca of $33,500,000 in exchange for shares of Ordinary Stock issued to the SPVs as follows: (i) $9,821,429 on the Effective Date and
(ii) the balance in thirteen (13) consecutive, monthly installments of approximately $1,821,429 each. Thereafter, Oceanair has committed to make a minimum monthly investment of at least $1,500,000 until the full $44,500,000 committed investment has been made. Moreover, in addition to the minimum monthly investments, during the entire maximum 22-month investment period, to the extent that the specified Minimum Cash Balance for the Company exceeds the Company's Actual Cash Balance as of the end of the previous month (calculated after giving effect to the minimum monthly investment), Oceanair has committed to invest the difference up to a maximum amount of $4,500,000 per month until the full $44,500,000 committed investment has been made.

                        Oeanair has also stipulated that all of the investments it has committed to make during the first 13-month period after the Effective Date (including all amounts exceeding $33,500,000 minimum commitment for such period) will be in the form of equity capital in exchange for shares of Ordinary Stock to be issued to the SPVs. After the end of such 13-month period, the balance, if any, of Oceanair's committed minimum investment will be in the form of equity or Subordinated Debt, depending upon the results of the Minimum Cash Balance Test. If the Company's Actual Cash Balance as of the end of the previous month equals or exceeds the specified Minimum Cash Balance for the Company, then the investment will be in the form of Subordinated Debt. If the specified Minimum Cash Balance for the Company exceeds the Company's Actual Cash Balance as of the end of the previous month, then such investment will be in the form of equity in exchange for shares of Ordinary Stock, to the extent of such difference, and the balance, if any, will be in the form of Subordinated Debt.

                        In addition to the amounts specified above, Oceanair shall, on December 31, 2007, invest in Reorganized Avianca S.A., for its own account, an amount equal to the lesser of $(USD)1,000,000 or one-half (1/2) of any Incremental Compliance Costs (as defined in the Plan) as of such date. The IncrementaL Compliance Costs relate to the costs of implementing the Security Advisor Stipulation (as defined in the Plan) that are in excess of currently budgeted costs for security of access to aircraft. The Security Advisor Stipulation is an agreement that the Company is currently negotiating with the U.S. Department of Justice concerning improving the Company's security of access to its aircraft. See Section VI.W below - "CERTAIN RISK FACTORS TO BE CONSIDERED
- Aircraft Access." In exchange therefor, Reorganized Avianca S.A. shall promptly issue to Oceanair a debt instrument in the principal amount of such investment made that is payable (on a junior or pro rata basis, as applicable, with certain, potential deferred debt payments to Class 7 and Class 8 creditors described in Section C(2)(i) below) out of 85% of Avianca's EBITDA (as defined in the Plan) in excess of 110% of Avianca's forecasted EBITDA, or, if insufficient excess EBITDA exists to cover such debt, then on April 30, 2011, such debt will be cancelled.

                        (ii)  Letter of Credit.

                        To secure a large majority of Oceanair's obligations timely and fully to make the investments in the Company described in the immediately preceding Section hereof, Oceanair is required, under the terms of the Plan, to furnish to the Company on the Effective Date an irrevocable stand-by letter of credit for the benefit of Reorganized Avianca S.A., in form and substance reasonably acceptable to Avianca and the Committee, issued by Safra Bank or any other bank reasonably acceptable to Avianca and the Committee, in the outstanding amount as of the Effective Date of $(USD)30,500,000, but subject to reduction by the amount of each contribution that the SPVs make to Reorganized Avianca S.A. in accordance with the provisions of Section 7.4.7 b. &
c. of the Plan, which letter of credit must provide that drafts may be drawn thereunder, on behalf of Reorganized Avianca S.A., by Reorganized Avianca S.A., by Reorganized Avianca, Inc., by the Coffee Federation, or by the Creditors Representative (the "Letter of Credit"). The Plan defines the "Creditors Representative" as being: (i) prior to the Effective Date, the Committee and
(ii) after the Effective Date, the Class 8 Trustee or such other Entity designated on or before the Effective Date by the Committee and reasonably acceptable to the Equity Sponsors and the Debtors or the Reorganized Debtors which is willing, on terms and conditions acceptable to the Committee and the Debtor or the Reorganized Debtor, to be available to make draws, on behalf of Reorganized Avianca S.A., under the Letter of Credit, to review and approve the calculation of the Effective Date Cash Balance and annual EBITDA, and to fulfill for the benefit of Creditors in Class 7 and Class 8 the other specific duties and responsibilities of a Creditors Representative set forth in the Plan Documents and the Investment Agreement.

                        (iii) Payment to the Coffee Federation.

                        In recognition of the Coffee Federation's efforts, costs, and expenses in negotiating and structuring the Plan, as well as the strategic importance of maintaining the Coffee Federation as a local Colombian shareholder of Reorganized Avianca S.A., Oceanair will issue to the Coffee Federation a $5,000,000 promissory note that becomes due and payable on the second anniversary of the Effective Date. Such promissory note does not bear interest except if a default occurs in the payment of the principal amount thereof, in which event, interest will be payable from the date of such default at the highest default interest rate permitted under the laws of Colombia until such note is paid in full.

                        (iv)  Put-Call.

                        The Coffee Federation has the right to put all of its interests in the SPVs to Oceanair for an aggregate purchase price equal to $23,000,000 adjusted for inflation (as measured by the National Consumer Index of the U.S. Bureau of Labor Statistics) from the Effective Date and as may be further adjusted as described below (the "Minimum Price"); and if the Coffee Federation timely exercises its put right, Oceanair will be obligated to purchase all of the Coffee Federation's interests for the Minimum Price. The put rights of the Coffee Federation are exercisable over time as follows: 65.22% of its interests (the "First Option Interests") may be put to Oceanair during the six-month period commencing on the third anniversary of the Effective Date (the "First Option Period"); an additional 10% of its interests (the "Second Option Interests") may be put to Oceanair during the six-month period commencing on the fifth anniversary of the Effective Date (the "Second Option Period"); and 24.78% of its interests (the "Third Option Interests") may be put to Oceanair during the six-month period commencing on the sixth anniversary of the Effective Date (the "Third Option Period"). Likewise, Oceanair has the right to call all of the interests of the Coffee Federation in the SPVs for the Minimum Price; and if Oceanair timely exercises its call right, the Coffee Federation will be obligated to sell all of its interests for the Minimum Price. The call rights of Oceanair are exercisable over time as follows: the First Option Interests during the First Option Period; the Second Option Interests during the Second Option Period; and the Third Option Interests during the Third Option Period. In the event that Oceanair is required to make an investment in Avianca as described in the last paragraph of Section (B)(3)(b)(i) above, the Minimum Price shall be reduced (and, if already paid, refunded) by the amount of such investment; provided, that the Minimum Price shall subsequently be raised (and, if already paid, supplemented), upon and by the amount of repayment of the debt obligation issued to Oceanair in exchange for such investment which Oceanair is entitled to receive. Any adjustment to the Minimum Price shall be applied to the price of the First Option Interests, the Second Option Interests, and the Third Option Interests in the order in which the options with respect to such interests are actually exercised.

      C.    TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN.

            1.    Generally.

            The Plan provides for the substantive consolidation of the Estate of Avianca S.A. and the Estate of Avianca, Inc. See Section V.B below - "The Effects and Appropriateness of

Substantive Consolidation." Under the Plan, Claims against and Interests in the Debtor are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims, will receive payment in Cash equal to the amount of such Allowed Claim or in installments over time (as permitted by the Bankruptcy Code); provided that Allowed Administrative Claims representing obligations incurred by Avianca in the ordinary course of business or otherwise assumed by Avianca pursuant to the Plan will be paid or performed by Avianca in accordance with the terms and conditions of each agreement relating thereto either (1) on the later of the Effective Date or as soon as practicable after such Claims are Allowed or (2) as agreed with the Holders of such Claims. Holders of Retiree Administrative Claims will continue to receive benefits provided for by the terms and conditions of the Retiree Benefit Plans. The DIP Financing Facility Claims are included as Administrative Claims; and, as agreed by the DIP Lenders, Valores Bavaria and PrimeOther (successor to Inversiones Fenicia) shall transfer to the Coffee Federation, pursuant to
Section 7.4.3 of the Plan, their respective interests in the Claim arising from the indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility. On account of and in full satisfaction of the Allowed Claim arising from the principal amount of the indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, shares of Ordinary Stock of Reorganized Avianca S.A. will be issued to the SPVs as set forth in Section 7.4.6 of the Plan. Unpaid, accrued interest under the DIP Financing Facility will be paid to the Coffee Federation on the Distribution Date. The status of all Allowed Administrative Claims will be in jeopardy in the event that Avianca becomes subject to either a Law 222 proceeding or a Law 550 proceeding in Colombia. See
Section VI.T below - "Certain Risk Factors To Be Considered - Liquidation and Reorganization under Colombian Law."

            All Administrative Claims of Professional Persons incurred after the Confirmation Date will be paid as provided in Section 13.4 of the Plan. All other Claims and Interests are classified separately in various Classes in the Debtor's Chapter 11 Case and will receive the distributions and recoveries described herein.

            The following table summarizes the classification and treatment of the principal pre-petition Claims and Interests under the Plan and in each case reflects the amount and form of consideration that will be distributed in exchange for and in full satisfaction, settlement, release, and discharge of such Claims and Interests. See Section V.C of this Disclosure Statement - "Classification and Treatment of Claims and Interests."

        CLASS DESCRIPTION                       TREATMENT UNDER THE PLAN
        -----------------                       ------------------------
Class 1 Claims  (Priority Claims)       Class 1 Claims are Unimpaired. Unless
                                        otherwise agreed between the Holder of
                                        an Allowed Priority Claim and Avianca,
                                        each Holder of an Allowed Priority Claim
                                        under Sections 507(a)(3), (4), (5), (6),
                                        or (7) of the Bankruptcy Code will
                                        receive on the Distribution Date, on
                                        account of and in full satisfaction,
                                        settlement, release and discharge of,
                                        and in exchange for, such Claims, Cash
                                        in the full amount of such Allowed
                                        Priority Claim

Class 2 Claims (CAXDAC Claims)          Class 2 Claims are Unimpaired. The
                                        Holder of the Class 2 Claims will retain
                                        unaltered the legal, equitable, and
                                        contractual rights to which such Allowed
                                        Class 2 Claims entitle the Holder
                                        thereof.

Class 4 Claims (Aerocivil Claims)       Class 4 Claims are Unimpaired. The
                                        Holder of the Aerocivil Claims will
                                        receive, on account of and in full
                                        satisfaction, settlement, release and
                                        discharge of, and in exchange for, such
                                        Claims, deferred payments of Cash in the
                                        full amount of such Claims in accordance
                                        with the terms and conditions of the
                                        Aerocivil Agreement, the payment of
                                        which deferred payments are secured in
                                        accordance with the terms and conditions
                                        set forth in EXHIBIT 5.1.4 to the Plan.

Class 5 has been intentionally omitted.

Class 6 Claims  (Other Secured Claims)  Class 6 Claims are Unimpaired. At
                                        Avianca's option, each Holder of an
                                        Allowed Class 6 Claim will either (a)
                                        retain unaltered the legal, equitable,
                                        and contractual rights to which such
                                        Allowed Class 6 Claim entitles the
                                        Holder thereof or (b) be treated in
                                        accordance with Section 1124(2) of the
                                        Bankruptcy Code.

Class 7 Claims (Non-Colombian-held
General Unsecured Claims In Excess
of $15,000)                             Class 7 Claims are Impaired. Each Holder
                                        of an Allowed Class 7 Claim will
                                        receive, on account of and in full
                                        satisfaction, settlement, release and
                                        discharge of, and in exchange for, such
                                        Claims, on the Distribution Date, (i)
                                        its Pro Rata share of the Initial Fixed
                                        Payment in the amount of $10,000,000 and
                                        (ii) Dollar Notes in a

                                        fixed Principal amount equal to its Pro
                                        Rata Share of $35,559,000, which notes
                                        will also evidence both (a) the Holder's
                                        Contingent Payment Right to receive, on
                                        each Contingent Payment Date, additional
                                        Contingent Principal Amounts, under
                                        certain circumstances (as hereinafter
                                        described), and (b) the Holder's right
                                        to receive, on the Excess Cash Payment
                                        Date, its Pro Rata share of the
                                        aggregate Excess Cash Payment, if any,
                                        provided that such share of the amount
                                        by which the aggregate Excess Cash
                                        Payment exceeds $1,000,000 will be
                                        applied as a prepayment of installments
                                        of interest payable under the Dollar
                                        Notes in direct order of maturity.
                                        Moreover, each Holder of an Allowed
                                        Class 7 Claim will receive, on the dates set in accordance with Section 6.3 of the Plan, the property provided for in such Section 6.3 on account of the disallowance or reduction of Disputed
                                        Claims. Each of the Dollar Notes
                                        requires payment of (I) minimum fixed
                                        Principal amounts, together with accrued interest on the unpaid balance thereof from time to time outstanding at the rate of 10% per annum, plus (II) under certain circumstances, depending upon the consolidated, financial performance of Avianca-SAM, additional Contingent
                                        Principal Amounts. Pursuant to the terms of Plan, whether or not Avianca will be required to make the Excess Cash
                                        Payments depends upon the amount of the
                                        Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess
                                        Cash Payment Date will be no later than
                                        30 days after the Effective Date.

Class 8 Claims (Colombian-held General
Unsecured Claims In Excess of
$(COL)44,319,300                        Class 8 Claims are Impaired. Each Holder
                                        of an Allowed Class 8 Claim (except for
                                        the Holders of the VB Designated Claims)
                                        may elect to receive, on account of and
                                        in

                                        full satisfaction, settlement, release
                                        and discharge of, and in exchange for,
                                        such Claims, either (I) (a) on the
                                        Distribution Date, its Pro Rata share of the Initial Fixed Payment in the amount of $10,000,000, but payable in Colombian pesos based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date; (b) Class
                                        8 Trust Certificates (or book entries)
                                        for a fixed Principal amount equal to
                                        its Pro Rata share of $35,559,000, but
                                        also payable in Colombian pesos based
                                        upon the exchange rate in effect on the
                                        Business Day immediately preceding the
                                        Effective Date, which certificates/ book entries will also evidence both (i) the Holder's Contingent Payment Right to receive, on each Contingent Payment
                                        Date, additional Contingent Principal
                                        Amounts, under certain circumstances (as hereinafter described), and (ii) the
                                        Holder's right to receive, on the Excess
                                        Cash Payment Date, its Pro Rata share of the aggregate Excess Cash Payment, if any, provided that such share of the amount by which the aggregate Excess
                                        Cash Payment exceeds $1,000,000 will be
                                        applied as a prepayment of installments
                                        of interest payable under the Peso Notes in direct order of maturity; and (c) on the dates set in accordance with Section
                                        6.3 of the Plan, the property provided
                                        for in such Section 6.3 on account of
                                        the disallowance or reduction of
                                        Disputed Claims; or (II) a Single
                                        Payment Right to receive Colombian pesos in an amount equal to 100% of its Allowed Class 8 Claim, payable on the date that is eight (8) years and six (6) months after the Effective Date. Each of the Peso Notes requires payment of (A) minimum fixed Principal amounts, together with accrued interest on the unpaid balance thereof from time to time outstanding at the rate of 14% per annum, plus (B) under certain circumstances, depending upon the consolidated, financial performance of

                                        Avianca-SAM, additional Contingent
                                        Principal Amounts. Pursuant to the terms of Plan, whether or not Avianca will be required to make the Excess Cash
                                        Payments depends upon the amount of the
                                        Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess
                                        Cash Payment Date will be no later than
                                        30 days after the Effective Date. As
                                        agreed by the Holders of the VB
                                        Designated Claims, the Holders of such
                                        Claims will not receive or retain any
                                        property under the Plan (except for the
                                        releases provided pursuant to Sections
                                        11.4 and 11.6 of the Plan) on account of or in exchange for the VB Designated
                                        Claims, which will be deemed cancelled
                                        and discharged as of the Effective Date.

Class 9 Claims (Convenience Class
Claims Not Exceeding $(USD)15,000 or
$(COL)44,319,300)                       Class 9 Claims are Unimpaired. Each
                                        Holder of an Allowed Class 9 Claim will
                                        retain unaltered the legal, equitable,
                                        and contractual rights to which such
                                        Allowed Class 9 Claim entitles the
                                        Holder. In the case of each Allowed
                                        Class 9 Claim which entitles the Holder
                                        thereof to payment of Cash on or before
                                        the Effective Date, the Holder of such
                                        Allowed Class 9 Claim will receive on
                                        the Distribution Date, on account of and
                                        in full satisfaction, settlement,
                                        release and discharge of, and in
                                        exchange for, such Allowed Class 9
                                        Claim, Cash in the full amount to which
                                        such Allowed Class 9 Claim entitles the
                                        Holder thereof.

Class 10 Claims (Intercompany Claims by
a Debtor or SAM Against Either Debtor)  Class 10 Claims are Impaired. On the
                                        Effective Date, at the option of Avianca or the Reorganized Debtor, in connection with the transactions contemplated by the Plan, the Holder of each Allowed
                                        Intercompany Claim either (a) will
                                        retain unaltered the legal, equitable,
                                        and contractual rights to which such
                                        Allowed

                                        Class 10 Claim, in whole or in
                                        part, entitles the Holder thereof, or
                                        (b) will not receive or retain under the Plan any property or interest in property on account of such Allowed
                                        Class 10 Claim, in whole or in part, in
                                        which case the portion of such Allowed
                                        Class 10 Claim which is being treated in accordance with this clause (b) will be cancelled and discharged. As agreed by SAM, any Intercompany Claims held by SAM shall be Allowed and treated in accordance with the foregoing clause
                                        (a), and payment of such Allowed Class
                                        10 Claim will be subordinated, pursuant
                                        to the provisions of the SAM
                                        Subordination Agreement, to the payment
                                        in full of all Dollar Notes, all Peso
                                        Notes and all Single Payment Rights
                                        issued pursuant to the provisions of the Plan, and SAM shall authorize the Creditor Representative to exercise any and all rights of SAM in a subsequent
                                        Colombian insolvency proceeding of
                                        Avianca S.A., pursuant to the provisions of the SAM Power of Attorney.

Class 11 Interests (Preferred Stock
Interests)                              Class 11 Interests are Impaired. The
                                        Holder of record of the Allowed Class 11
                                        Interests on the Distribution Record
                                        Date (as reflected on the register
                                        maintained by the Preferred Stock
                                        Registrar) will not receive or retain
                                        any property under the Plan on account
                                        of or in exchange for the shares of its
                                        Preferred Stock, which shares, pursuant
                                        to the provisions of Section 7.4 of the
                                        Plan, will be converted into shares of
                                        Ordinary Stock and transferred to the
                                        SPVs, and, in consideration of the
                                        investment being made by the Equity
                                        Sponsors, retained by the SPVs.

Class 12 Interests (Ordinary Stock
Interests)                              Class 12 Interests are Impaired. The
                                        Holders of record of Allowed Class 12
                                        Interests on the Distribution Record
                                        Date (as reflected on the register
                                        maintained by the Ordinary Stock
                                        Registrar) will not

                                        receive or retain any property under the Plan on account of or in exchange for their shares of Ordinary Stock, which shares will be transferred to the SPVs
                                        (except for an insignificant minority
                                        thereof) and, in consideration of the
                                        investments being made by the Equity
                                        Sponsors, retained by the SPVs (or, in
                                        the case of the insignificant minority
                                        of such shares, by the Holders thereof).
                                        In this connection, all of the
                                        prepetition Minority Shareholders of
                                        Class 12 Interests - i.e., all Holders
                                        thereof other than Trust 1, Trust 2, VB, and VB's Affiliates - should be aware that the Equity Sponsors have affirmatively designated that each such
                                        Minority Holder will retain the same
                                        number of Class 12 Interests as such
                                        Minority Holder owns as of the
                                        Confirmation Date. However, as a result
                                        of the issuance of all of the new shares of Ordinary Stock to be issued to the SPVs in exchange for the equity investments to be made in Avianca S.A.
                                        by the Equity Sponsors, the aggregate
                                        percentage interest in the equity of
                                        Avianca S.A. represented by all of the
                                        shares of Ordinary Stock held by such
                                        Minority Shareholders will be diluted to approximately one-one hundredth of a percent (0.01%).

Class 13 Interests (Avianca, Inc. Stock
Interests)                              Class 13 Interests are Unimpaired.
                                        Avianca S.A., the Holder of record of
                                        the Allowed Class 13 Interests on the
                                        Distribution Record Date, will retain
                                        unaltered the legal, equitable, and
                                        contractual rights to which such Allowed
                                        Class 13 Interests entitles the Holder
                                        thereof.

            2.    Class 9 (Convenience Class) Claims.

            Class 9 consists of each General Unsecured Claim that, but for its placement in Class 9, would be in Class 7 or Class 8, and is either (a) Allowed in an amount that does not exceed $(USD)15,000 or $(COL)44,319,300, (b) a proof of claim for which has been filed, within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) or fixed pursuant to Section 9.2 of the Plan, in an amount which exceeds $(USD)15,000 or $(COL)44,319,300, but does not exceed $(USD)50,000 or $(COL)147,730,800, or (c) a Claim which has been listed in an amount which exceeds $(USD)15,000 or $(COL)44,319,300, but does not exceed $(USD)50,000 or $(COL)147,730,800, by Avianca in its Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and which, in either case, has been reduced by the Holder thereof to $(USD)15,000 or $(COL)44,319,300. The above U.S. dollar and Colombian peso amounts are based upon the exchange rate in effect on the Petition Date.

            3. Distributions to Holders of Allowed Class 7 Claims and of Allowed Class 8 Claims (Except for the Holders of the Designated VB Claims).

                  (a) Initial Fixed Payment, Dollar Notes, Peso Notes, and Class 8 Trust Certificates.

                        (i) Principal Amount, Denomination, Interest, and Payments.

                              Under the terms of the Plan, Holders of Allowed
Class 8 Claims may elect to receive Single Payment Rights, which are more fully described below. All other Holders of Allowed Class 7 and Class 8 Claims (except for the Holders of the Designated VB Claims) will receive their respective Pro Rata share of (i) the Initial Fixed Payment in the amount of $(USD)10,000,000 and (ii) either Dollar Notes, in the case of Holders of Allowed Class 7 Claims, issued through the Dollar Notes Indenture Trustee or Class 8 Trust Certificates (or book entries thereof), in the case of Holders of Allowed Class 8 Claims, issued (or made) by the Class 8 Trustee evidencing beneficial interests in the Class 8 Trust that will hold the Peso Note issued for all Allowed Class 8 Claims as of the Distribution Date and also have the right to receive all payments in respect of the Peso Note placed in the applicable Disputed Claims Reserve, in the case of Holders of Allowed Class 8 Claims, in a specified minimum fixed Principal amount equal to the Holder's Pro Rata share of $(USD)35,559,000. The Dollar Notes will be issued only in denominations of $(USD)1,000 or an integral multiple thereof. The specified amount of the Initial Fixed Payment and the specified fixed Principal amount of the Class 8 Trust Certificates (or book entries) that Holders of Allowed Class 8 Claims will receive will be based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date. Both the Dollar Notes and the Peso Notes will be guarantied by Reorganized Avianca, Inc. The specified minimum fixed Principal amount of Dollar Notes will bear interest at the rate of 10% per annum, and the specified minimum fixed Principal amount of the Peso Notes will bear interest at the rate of 14% per annum. This differential in interest rates is necessary so that the Dollar Notes and the Class 8 Trust Certificates will, as nearly as practical, have the same net present value. Based upon projections by the Central Bank of Colombia and private studies, the Colombian peso is forecasted to continue to devaluate, on average, at a rate of 4.0% per annum against the United States Dollar over the foreseeable future.

                              The specified minimum fixed Principal amount of
the Dollar Notes and of the Peso Notes will be paid in eight (8) semi-annual installments, together with interest on the outstanding and unpaid principal amount thereof from time to time outstanding, in accordance with the following schedule:

FIXED AMOUNT        PERCENTAGE OF SPECIFIED FIXED
PAYMENT DATE               PRINCIPAL AMOUNT
------------               ----------------
June 30, 2005                    6.7%
December 31, 2005                9.5%
June 30, 2006                   10.0%
December 31, 2006               17.5%
June 30, 2007                   11.3%
December 31, 2007               18.8%
June 30, 2008                   12.8%
December 31, 2008               13.4%
                                ----
                                 100%

provided, that (a) Principal and interest otherwise due on December 31, 2007 shall be deferred in an amount equal to the lesser of (i) $1,000,000.000, and
(ii) one half of any Incremental Compliance Costs (as defined in the Plan) as of such date (such lesser amount, the "First Compliance Contribution"), and (b) Principal and interest otherwise due on December 31, 2008 shall be deferred in an amount equal to the amount, if any, by which the lesser of $2,000,000.000 or one half of any Incremental Compliance Costs as of such date exceeds the First Compliance Contribution (such lesser amount, the "Second Compliance Contribution"). The Incremental Compliance Costs relate to the costs of implementing the Security Advisor Stipulation (as defined in the Plan) that are in excess of currently budgeted costs for security of access to aircraft. The Security Advisor Stipulation is an agreement that the Company is currently negotiating with the U.S. Department of Justice concerning improving the Company's security of access to its aircraft. See Section VI.W below - "CERTAIN RISK FACTORS TO BE CONSIDERED - Aircraft Access." The amounts so deferred will not accrue interest or will bear interest at the legally required minimum, will in no manner affect the fixed Principal and interest payments otherwise due on subsequent dates, and will be subsequently payable up to the amounts deferred in accordance with the following schedule:

April 30, 2008 -  an amount equal to one half of 85% of the excess of Avianca's
                  EBITDA for the immediately preceding fiscal year over $71,602,255 (i.e. 110% of the forecasted EBITDA);

April 30, 2009 -  (A) first, an amount equal to 85% of the excess of Avianca's
                  EBITDA for the immediately preceding fiscal year over $68,475,255 (i.e. 110% of the forecasted EBITDA), to the extent of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $68,475,255 (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

April 30, 2010 -  (A) first, an amount equal to 85% of the excess of Avianca's
                  EBITDA for the immediately preceding fiscal year over $65,241,127 (i.e. 110% of the forecasted EBITDA), to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $65,241,127

                  (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A); and

April 30, 2011 -  (A) first, an amount equal to 85% of the excess of Avianca's
                  EBITDA for the immediately preceding fiscal year over $61,896,616 (i.e. 110% of the forecasted EBITDA), to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $61,896,616 (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

provided, that in the event that the amounts specified in such schedule are inadequate to repay the deferred amounts, Avianca's obligation on the unpaid balance of the deferred amounts shall be cancelled on April 30, 2011. Based upon Avianca's best estimate of the aggregate amount of all Allowed Class 7 Claims and all Allowed Class 8 Claims, the net present value of the Initial Fixed Payment, the Dollar Notes and the Peso Notes (exclusive of any Excess Cash Payment and of any Contingent Principal Amount) is approximately 35.7% of the aggregate amount of such Allowed Claims.

                        (ii)  Excess Cash Payment.

                              The Dollar Notes and Peso Notes also evidence the
right of the Holder thereof to receive, on the Excess Cash Payment Date, its Pro Rata share of the aggregate Excess Cash Payment, if any, provided that such share of the amount by which the aggregate Excess Cash Payment exceeds $1,000,000 will be applied as a prepayment of the installments of interest due and payable under the Dollar Notes and the Peso Notes in the direct order of their maturity. Whether or not Avianca will be required to make the Excess Cash Payments depends upon the amount of the Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess Cash Payment Date will be no later than 30 days after the Effective Date.

                        (iii) Contingent Payment Rights.

                        In addition, the Dollar Notes and the Peso Notes evidence the Contingent Payment Right of the Holder thereof to receive, on each Contingent Payment Date, additional Contingent Principal Amounts, under certain circumstances. Whether or not Avianca must pay the additional Contingent Principal Amounts is linked to the annual consolidated financial results of operations of Avianca-SAM for each fiscal year ending December 31, 2005 through December 31, 2010. The aggregate Contingent Principal Amounts, if any, to be distributed, on a Pro Rata basis, to all Holders of all Allowed Class 7 and Class 8 Claims on each of the Contingent Payment Dates is the amount, if any, by which 15% of the consolidated "EBITDA" (as defined in the Plan) of the Reorganized Debtors and SAM for the calendar year ending on December 31 immediately prior to each of the Contingent Payment Dates exceeds the total specified "Fixed Payment Amount" for such prior year ended as of such December 31 set forth in the schedule below. The Contingent Payment Dates are April 30 of 2006 - 2011.

 CALENDAR  YEAR        SPECIFIED TOTAL
ENDED DECEMBER 31    FIXED PAYMENT AMOUNT
------------------   --------------------
     2005                 $10,000,000
     2006                 $12,500,000
     2007                 $12,500,000
     2008                 $10,000,000
     2009                 $         0
     2110                 $         0

                  (b)   Single Payment Rights.

            Under the Plan, any Holder of an Allowed Class 8 Claim [Colombian-held General Unsecured Claims In Excess of $(COL)44,319,300] may elect to receive a "Single Payment Right" instead of both its Pro Rata share of the Initial Fixed Payment in the amount of $10,000,000 and a Class 8 Trust Certificate (or book entry thereof) evidencing its beneficial ownership of Peso Notes in a fixed Principal amount equal to its Pro Rata share of $35,559,000, as well as evidencing its right to a Pro Rata share of the Excess Cash Payment, if any, and its Contingent Payment Right to receive additional Contingent Principal Amounts under certain circumstances. The Plan defines "Single Payment Rights" as the right to receive from Avianca S.A. Colombian pesos in an amount equal to 100% of its Allowed Class 8 Claim, payable on the date that is eight (8) years and six (6) months after the Effective Date. Holders of Allowed Class 8 Claims who fail to make an effective election to receive Single Payment Rights will receive Peso Notes and Contingent Payment Rights.

            The Single Payment Rights have been financially designed, taking into account forecasted inflation and currency devaluations, to have, as nearly as possible, the same current net present value as the sum of (i) a Pro Rata share of the Initial Fixed Payment and (ii) the net present value of either a Dollar Note or a Peso Note in a Principal Amount equal to a Pro Rata share of $35,559,000 (exclusive of any Excess Cash Payment and of any Contingent Principal Amount). However, no assurance can be given that the actual amounts of future inflation and/or future currency devaluations will coincide with such forecasts.

            4. Enforcement of the Plan against Holders of Claims outside the United States.

            Avianca intends that the Reorganized Debtor will, if the Plan is confirmed and becomes effective, treat all of its Creditors, whether located inside or outside the United States, in accordance with the provisions of the Plan, as summarized above, and to enforce the provisions of the Plan in accordance with the terms thereof and of the Confirmation Order. Nevertheless, Avianca is unaware of any precedent for a Colombian company reorganizing solely under the U.S. Bankruptcy Code and recognizes that there can be no certainty respecting the legal effect of the Plan or the Confirmation Order on Creditors located outside the United States, although Avianca is confident that the Plan will be enforceable against Creditors in Colombia who sign Novation Agreements as discussed below in Section VI.E below -- "CERTAIN RISK FACTORS TO BE CONSIDERED, Class 8 Claims and Laws 550 of 1999 and 222 of 1995."

      D.    CLAIMS ESTIMATES.

      On August 14, 2003, the Bankruptcy Court entered the Bar Date Order (Docket No. 369) approving the form and manner of the bar date notice, which was attached as an exhibit to the Bar Date Order (the "Bar Date Notice"). Pursuant to the Bar Date Order and the Bar Date Notice, the general Bar Date for filing proofs of claim in these bankruptcy Cases was October 15, 2003. In addition to serving copies of the Bar Date Notice on all scheduled creditors, employees, and other potential creditors, the Debtor published the Bar Date Notice in The Wall Street Journal (national, Latin American, European and Asian editions).

      Donlin, Recano & Company, Inc., Avianca's claims agent (the "Claims Agent") received 890 timely filed proofs of claim totaling approximately $973.8 Million and 43 proofs of claim filed after the Bar Date totaling approximately $5.7 Million. The Proponents believe that many of the timely filed proofs of claim are invalid, duplicative, or otherwise grossly overstated in amount, and are in the process of pursuing objections to many of the proofs of claim. Pursuant to the Bar Date Notice and the Bar Date Order, and consistent with 11 U.S.C. Section 502 (b) (9), any proofs of claim filed after the Bar Date are disallowed as untimely unless and until such proofs of claim are deemed timely filed by the Bankruptcy Court after notice and hearing.

      In addition to the proofs of claim that have been timely filed, a proof of claim is deemed, pursuant to section 1111(a) of the Bankruptcy Code, filed for any Claim that appears in the schedules filed by Avianca under section 521(1) of the Bankruptcy Code, except a Claim that is scheduled as disputed, contingent, or unliquidated. Such deemed filed Claims, excluding those as to which a proof of claim was also filed by a Creditor, totaled approximately $416,550,972. Moreover, numerous Claims were asserted by various alleged creditors in unliquidated amounts, and other Claims are held by parties to unexpired leases and "Executory Contracts" (as hereinafter defined) for which the time to file proofs of claims has not yet expired. As used herein, "Executory Contract" means a contract under which the obligations of both the debtor and the other party to the contract are so far unperformed that the failure of either to complete performance would constitute a material breach excusing the performance of the other.

      The Proponents believe that certain claims that have been asserted are without merit and intend to object to all such Claims. On August 26, 2004, Avianca filed its First Omnibus Objection to Certain Duplicative Claims (the "First Omnibus Objection") (Docket No. 887). There can be no assurance that the Debtor will be successful in contesting any of such Claims.

      The Proponents estimate that at the conclusion of the Claims resolution process the aggregate amount of Allowed Class 1 Claims (Priority Claims) will total approximately $3.0 Million. The United States of America (the "Government") and its agencies, including but not limited to the United States Customs Service, the United States Department of Agriculture, and the Department of Homeland Security (formerly, the Department of Justice - Immigration and Naturalization Service), assert that the Debtors currently hold funds in the amount of $582,944.00 that belong to the Government and are not property of the Debtors' Estate available for distribution to Creditors. The Debtors dispute the Government's allegations as to whether the funds are property of the Debtors' Estate and have or may assert objections to the amount of the Government's Claims. The Debtors expect to resolve the issue of whether the funds are property of the Estate prior to the hearing on Confirmation of the Debtors' Plan of Reorganization.

      On August 23, 2004, Avianca received a copy of a letter from the Minister of Social Protection in Colombia addressed to the Bankruptcy Court regarding Claims by the Instituto de Seguros Sociales (the "ISS"), which is similar to the U.S. Social Security Administration, in the amount of $(USD)20,000,000 related to pension obligations for current and former employees. In this letter, the ISS requests that Avianca either (i) establish an escrow, (ii) guaranty the Claims through an "endorsement by a bank," or (iii) procure a performance bond issued by a Colombian insurance company. ISS further states that failure to provide one of the foregoing will result in the ISS demanding payment in full of its asserted $(USD)20,000,000 in Claims. Avianca believes that the Claims referred to in the ISS letter are provided for in the Plan as the "VB Liabilities" and, therefore, the pensions comprising the Claims asserted by the ISS in this letter are adequately provided for in the Plan.

      In addition, the Proponents estimate that at the conclusion of the Claims resolution process, the aggregate amount of Allowed Class 2 Claims (CAXDAC Claims) will total approximately $144.8 Million, the aggregate amount of Allowed Class 3 Claims (General Pension Claims) will total approximately $21.5 Million, and the aggregate amount of Allowed Class 4 Claims (Aerocivil Claims) will total approximately $3.8 Million. The Proponents also believe that the prepetition debt owed on account of the indebtedness evidenced by the Master Trust Notes in the aggregate amount of approximately $20.5 Million will be discharged and eliminated as the result of the settlement described in Section IV.D.16 below, the consummation of which is a condition to the confirmation of the Plan. See
Section IV.D.16 below -- "THE CHAPTER 11 CASE, Significant Proceedings in the Bankruptcy Case, The Master Trust Notes Litigation with BNY," and Section V.G below --"SUMMARY OF THE REORGANIZATION PLAN, Conditions Precedent to Confirmation and Effective Date."

      Moreover, the Proponents estimate that at the conclusion of the Claims resolution process, the aggregate amount of Allowed Class 6 Claims (Other Secured Claims) will total approximately $101.3 Million, the aggregate amount of Allowed Class 7 Claims (Non-Colombian-held General Unsecured Claims) will total approximately $102.5 Million, and the aggregate amount of Allowed Class 8 Claims (Colombian-held General Unsecured Claims) will total approximately $38.5 Million.

      As conditions precedent to the confirmation of the Plan, unless waived by the Proponents, the Confirmation Order must include the following findings with respect to the Debtor's estimates of the amount of (i) Administrative Claims,
(ii) Allowed Priority Claims, and (iii) Allowed Class 9 (Convenience Class)
Claims:

            1.    Administrative Claims.

            The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Administrative Claims, excluding Claims the Holders of which have then agreed to accept treatment other than payment in Cash in full on the Distribution Date and excluding such Claims representing obligations incurred by Avianca in the ordinary course of business, is reasonable and is not in excess of $(USD)12,800,000. Avianca's current best estimate of the aggregate amount of these Claims is approximately $(USD)12,500,000.

                                     xxiii

            2.    Allowed Priority Claims.

            The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Allowed Priority Claims is reasonable and is not in excess of $(USD)4,000,000. Avianca's current best estimate of the aggregate amount of these Claims is approximately $(USD)3,000,000.

            3.    Allowed Class 9 (Convenience Class) Claims.

            The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Allowed Class 9 Claims is reasonable and is not in excess of $(USD)4,500,000. Avianca's current best estimate of the aggregate amount of these Claims is approximately $(USD)2,500,000.

         There can be no assurance that the Proponents will be able to achieve the significant reductions in Claims set forth above. Moreover, additional Claims may be filed or identified during the Claims resolution process that may materially affect the foregoing Claims estimates.

THE PROPONENTS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR THE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN EACH OF THEM AND, THUS, STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                               TABLE OF CONTENTS

                                                                                                  PAGE
I. INTRODUCTION ................................................................................     1

II. THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES .....................................     2
      A. Definitions  and Appendices ...........................................................     2
      B. Notice to Holders of Claims and Interests .............................................     2
      C. Solicitation Package ..................................................................     3
      D. General Voting Procedures, Ballots and Voting Deadline ................................     3
      E. Questions About Voting Procedures .....................................................     4
      F. Confirmation Hearing and Deadline for Objections to Confirmation ......................     5

III. THE COMPANY ...............................................................................     6
      A. Introduction ..........................................................................     6
      B. Description of Airline Industry/ Avianca's Position in the Marketplace ................     7
      C. Pre-Effective Date Capital Structure ..................................................     8
      D. Pre-Effective Date Management .........................................................     9
      E. Operations ............................................................................    13
      F. Litigation Matters ....................................................................    24
      G. Recent Financial Results ..............................................................    30
      H. Efforts To Identify Potential Investors And To Attract Equity Sponsors ................    30
      I. The Equity Sponsors ...................................................................    31
      J. Post-Effective Date Management of Reorganized Debtors .................................    33

IV. THE CHAPTER 11 CASE ........................................................................    34
      A. Events Leading Up to the Chapter 11 Case ..............................................    34
      B. Determination To Seek Relief Under Chapter 11 .........................................    36
      C. Continuation of Business and Stay of Litigation and Other Collection Actions ..........    37
      D. Significant Proceedings in the Bankruptcy Case ........................................    38
      E. Significant Actions by Avianca During the Bankruptcy Case .............................    49

V. SUMMARY OF THE REORGANIZATION PLAN ..........................................................    52
      A. Overall Structure of the Plan .........................................................    52
      B. Effects And Appropriateness of Substantive Consolidation ..............................    53
      C. Classification and Treatment of Claims and Interests ..................................    55
      D. Procedures For Resolving Disputed Claims ..............................................    74
      E. Means of Plan Implementation ..........................................................    78
      F. Executory Contacts and Unexpired Leases ...............................................    90
      G. Conditions Precedent to Confirmation and Effective Date ...............................    91
      H. Effects of Confirmation and  Effectiveness of the Plan ................................    94
      I. Retention of Jurisdiction .............................................................    97
      J. Miscellaneous Matters .................................................................    98

VI. CERTAIN RISK FACTORS TO BE CONSIDERED ......................................................   101
      A. General Considerations ................................................................   101
      B. Certain Bankruptcy Considerations .....................................................   101
      C. Inherent Uncertainty of Financial Projections .........................................   101
      D. Competition Risks .....................................................................   102
      E. Class 8 Claims and Laws 550 of 1999 and 222 of 1995 ...................................   104
      F. Impact of Interest Rates ..............................................................   104
      G. Access to Financing ...................................................................   105
      H. Claims Estimations ....................................................................   105
      I. Airline Industry ......................................................................   105
      J. Oil Prices ............................................................................   105
      K. Change of Control and Colombian and International Regulation of Airline Industry ......   106
      L. Price Discounting .....................................................................   108
      M. Labor Disputes ........................................................................   108
      N. Preservation of Market Position .......................................................   109
      O. High Leverage .........................................................................   109
      P. SAM's Operations ......................................................................   109
      Q. Liquidation of Aces ...................................................................   109
      R. Lack of Market for Plan Securities ....................................................   110
      S. Tax Planning ..........................................................................   110
      T. Reorganization and Liquidation in Bankruptcy under Colombian Law ......................   110
      U. Enforceability of Foreign Judgments in Colombia .......................................   116
      V. Dilution Resulting From Investments To Be Made by Equity Sponsors .....................   117
      W. Aircraft Access .......................................................................   118

VII. RESALE OF SECURITIES RECEIVED UNDER THE PLAN ..............................................   119
      A. Registration of Plan Securities in the United States ..................................   119
      B. Subsequent Transfers of  Plan Securities in the United States .........................   119
      C. Registration of Plan Securities in the Republic of Colombia ...........................   120
      D. Subsequent Transfers of Plan Securities in the Republic of Colombia ...................   120
      E. Exemption From Stamp Taxes ............................................................   121

VIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ....................................   121
      A. United States Federal Income Tax Consequences to Avianca, Inc. and Avianca S.A ........   122
      B. United States Federal Income Tax Consequences to  Holders of Claims or Interests ......   125
      C. Non-United States Holders .............................................................   132
      D. Importance of Obtaining Professional Tax Assistance ...................................   132

IX.  SOME TAX CONSEQUENCES IN COLOMBIA .........................................................   132
      A. Nature of the Reorganization Plan .....................................................   132
      B. Juridical Effects of the Agreement With Respect to Restructured Debt ..................   133

      C. Tax Effects for the Agreement .........................................................   133
      D. Importance of Obtaining Professional Tax Assistance ...................................   138

X. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST .........................................   139
      A. Feasibility of the Plan ...............................................................   139
      B. Acceptance of the Plan ................................................................   140
      C. Best Interests Test ...................................................................   140
      D. Application of the Best Interests Test to the Liquidation Analysis and the Valuation
         of the Reorganized Debtors ............................................................   141

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ..................................   143
      A. Continuation of the Bankruptcy Case ...................................................   143
      B. Alternative Plans of Reorganization ...................................................   144
      C. Liquidation Under Chapter 7 or Chapter 11 .............................................   145
      D. Liquidation in Bankruptcy Proceedings Under Colombian Law .............................   146

XII. VOTING REQUIREMENTS .......................................................................   148
      A. Generally .............................................................................   148
      B. Parties in Interest Entitled to Vote ..................................................   149
      C. Acceptance or Rejection of the Plan ...................................................   150

XIII. CONCLUSION ...............................................................................   155
      A. Hearing on and Objections to Confirmation .............................................   155
      B. Recommendation ........................................................................   155

APPENDICES:

      APPENDIX A - Liquidation Analysis
      APPENDIX B - Business Plan and Pro Forma Financial Projections
      APPENDIX C - Recent Financial Results
      APPENDIX D - Historical Financial Statements
      APPENDIX E - Motion for Substantive Consolidation
      APPENDIX F - Third Modified and Restated Joint Plan of Reorganization of
                   Aerovias Nacionales De Colombia S.A. Avianca And Its Affiliated Debtor And Debtor-In-Possession, Avianca, Inc.

                                     xxvii

    DISCLOSURE STATEMENT REGARDING THIRD MODIFIED AND RESTATED JOINT PLAN OF
     REORGANIZATION OF AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA AND ITS
                           SUBSIDIARY, AVIANCA, INC.

I.    INTRODUCTION.

Aerovias Nacionales de Colombia S.A. Avianca ("Avianca S.A.") and Avianca, Inc. ("Avianca, Inc.") (Avianca S.A. and Avianca, Inc., collectively, the "Debtor," "Avianca," or the "Proponents") submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code"), for use in the solicitation of votes on their Third Modified and Restated Joint Plan of Reorganization dated September 22, 2004 (the "Plan"), which was filed with the United States Bankruptcy Court for the Southern District of New York (the "Court" or the "Bankruptcy Court") in Chapter 11 case numbers 03-11678 and 03-11679, commenced on March 21, 2003 (the "Petition Date") by Avianca, S.A. and Avianca, Inc., respectively, which cases are being jointly administered under case number 03-11678 (the jointly administered cases, collectively, the "Case"). A complete and accurate copy of the Plan is attached hereto as APPENDIX F. The Plan provides for the substantive consolidation of the Estate of Avianca S.A. and the Estate of Avianca, Inc. See
Section V.B below - "The Effects and Appropriateness of Substantive Consolidation."

This Disclosure Statement sets forth certain information regarding the Debtor's pre-petition history, significant events that have occurred during the Chapter 11 Case, and the anticipated organization, operations, and financing of Reorganized Avianca S.A. and Reorganized Avianca, Inc. (collectively, some times referred to herein as the "Reorganized Debtors"). This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims and Interests must follow for their votes to be counted.

FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN AVIANCA S.A. OR AVIANCA, INC., SEE ARTICLE V HEREOF - "SUMMARY OF THE REORGANIZATION PLAN" AND ARTICLE VI HEREOF - "CERTAIN RISK FACTORS TO BE CONSIDERED."

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN PERTINENT STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASE, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE PROPONENTS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED HEREIN, FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE PROPONENTS' MANAGEMENT AND IS ACCURATE TO THE BEST OF ITS KNOWLEDGE.

II.   PLAN VOTING INSTRUCTIONS AND PROCEDURES.

      A.    DEFINITIONS AND APPENDICES.

      Except as otherwise provided herein, capitalized terms not defined in this Disclosure Statement have the same respective meanings ascribed to them in the Plan. In addition, all references in this Disclosure Statement to monetary figures not expressly indicating that they are to either United States dollars ["(USD)$"] or Colombian pesos ["(COL)$"] refer to United States dollars. All appendices, exhibits, and schedules to this Disclosure Statement and/or to the Plan are incorporated herein by reference as fully as if set forth in the text of this Disclosure Statement.

      B.    NOTICE TO HOLDERS OF CLAIMS AND INTERESTS.

      This Disclosure Statement is being transmitted to certain Holders for the purpose of soliciting votes on the Plan and to others for informational purposes. The purpose of this Disclosure Statement is to provide adequate information to enable the Holders of Claims against and Interests in Avianca S.A. or Avianca, Inc. to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan.

      By order entered on September 28, 2004, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient and adequate detail to enable Holders that are entitled to vote on the Plan to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

      ALL HOLDERS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE APPENDICES HERETO CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PLAN, CONSIDERATIONS PERTINENT TO ACCEPTANCE OR REJECTION OF THE PLAN, AND DEVELOPMENTS CONCERNING THE CHAPTER 11 CASE.

      THIS DISCLOSURE STATEMENT AND THE OTHER MATERIALS INCLUDED IN THE SOLICITATION PACKAGE ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO DISTRIBUTE ANY INFORMATION CONCERNING AVIANCA S.A., AVIANCA, INC., OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN.

      CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the projections set forth in APPENDIX B attached hereto (the "Projections") and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. None of Avianca S.A., Avianca, Inc., Reorganized Avianca S.A., or Reorganized Avianca, Inc. intends to update the Projections for the purposes hereof; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Proponents do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. ACCORDINGLY, THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION HEREIN IS CORRECT OR COMPLETE AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH UNITED STATES OR COLOMBIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

      C.    SOLICITATION PACKAGE.

      Accompanying this Disclosure Statement are, among other things, copies of
(1) the Plan (APPENDIX F hereto); (2) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider the confirmation of the Plan and related matters, as well as the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"); and (3) if you are entitled to vote, one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan.

      D.    GENERAL VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE.

      After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot. Please complete and sign your original Ballot and return it in the envelope provided. YOU MUST PROVIDE ALL OF THE INFORMATION REQUESTED BY THE APPROPRIATE BALLOT(S). FAILURE TO DO SO MAY RESULT IN THE DISQUALIFICATION OF YOUR VOTE ON SUCH BALLOT(S).

      Each Ballot has been coded to reflect the Class of Claims or Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

      IN ORDER FOR YOUR VOTE TO BE CONSIDERED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON YOUR BALLOT, AND IT MUST ACTUALLY BE RECEIVED NO LATER THAN THE FOLLOWING DEADLINE (THE "VOTING DEADLINE"):

      - BY 5:00 P.M. (PREVAILING EASTERN TIME) ON NOVEMBER 4, 2004, TO SMITH, GAMBRELL & RUSSELL, LLP, ATTENTION GINNY SMITHSON, LOCATED AT SUITE 3100, 1230 PEACHTREE STREET, ATLANTA, GEORGIA 30309-3592 (PHONE: 404-815-3506) (the "U.S. BALLOTING AGENT"); OR

      - BY 5:00 P.M. (PREVAILING BOGOTA TIME) ON NOVEMBER 4, 2004, TO ANGELA MARIA CLAVIJO, LOCATED AT AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA, CENTRO ADMINSTRATIVO, AVENIDA CALLE 26 NO. 92-30, BOGOTA O.C., COLOMBIA (THE "COLOMBIAN BALLOTING AGENT"; THE U.S. BALLOTING AGENT AND THE COLOMBIAN BALLOTING AGENT, EACH, A "BALLOTING AGENT").

BALLOTS RECEIVED AFTER SUCH VOTING DEADLINE WILL NOT BE CONSIDERED. BALLOTS SHOULD NOT BE DELIVERED DIRECTLY TO EITHER OF THE PROPONENTS, TO EITHER OF THE EQUITY SPONSORS, THE COURT, THE COMMITTEE, COUNSEL TO THE PROPONENTS, OR COUNSEL TO THE COMMITTEE.

      SPECIAL NOTE TO HOLDERS OF CLAIMS IN CLASS 8: Section 10.1.5 of the Plan provides that it is a condition to Confirmation of the Plan that at least 80% in amount of Allowed Claims in Class 8 must have agreed in writing to be bound by the provisions of the Plan. If this condition is not satisfied, there is a risk that Avianca S.A. would either be reorganized pursuant to Law 550 of 1999 of the Republic of Colombia or be liquidated pursuant to Law 222 of 1995 of the Republic of Colombia. See Section V.G below - "Conditions Precedent To Confirmation And Effective Date" and Section VI.E below - "Class 8 Claims and Laws 550 of 1999 and 222 of 1995." If you are a Holder of a Class 8 Claim and desire that the Plan be confirmed by the Bankruptcy Court, the Proponents urge you to vote to accept the Plan and to indicate your agreement to be bound by the provisions of the Plan by indicating your agreement to the Novation set forth in the Class 8 Ballot by checking the acceptance box on your ballot, thereby agreeing to be bound by the provisions of the Plan.

      In addition, the Holder may indicate its election, subject to the condition that the Plan is confirmed and becomes effective, to accept in exchange for, and in full satisfaction of, such Claim, a Single Payment Right, payable eight (8) years and six (6) months after the Effective Date, in the amount of its Allowed Class 8 Claim, instead of the right to receive (i) on the Distribution Date, a Pro Rata share of the Initial Payment Amount, (ii) on the Distribution Date, an interest bearing Peso Note in a specified principal amount and evidencing the Holder's Contingent Payment Right to receive, on each Contingent Payment Date, a Pro Rata share of an aggregate Contingent Principal Amount, if any, and (iii) on the Excess Payment Date, a Pro Rata share of the Excess Payment Amount, if any. A Holder of an Allowed Class 8 Claim may make this election, regardless of whether the Holder votes to accept or to reject the Plan.

      E.    QUESTIONS ABOUT VOTING PROCEDURES.

      If (1) you have any questions about (a) the procedure for voting your Claim, (b) the packet of materials that you have received, or (c) the amount of your Claim or (2) you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement, or any appendices, exhibits or schedules to such documents, please contact either Balloting Agent at its address set forth in the preceding Section hereof.

      FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, OR, IF YOU HOLD A CLAIM IN CLASS 8, ON INDICATING YOUR AGREEMENT TO BE BOUND BY THE PROVISIONS OF THE PLAN OR ON ELECTING EITHER TO RECEIVE SINGLE PAYMENT RIGHTS OR TO CONVERT TO CLASS 9 (CONVENIENCE CLASS CLAIMS), SEE ARTICLE XI HEREOF - "VOTING REQUIREMENTS."

      F.    CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION.

      Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Court has scheduled the Confirmation Hearing for November 16, 2004, at 10:00 a.m. (prevailing Eastern time) before the Honorable Allan L. Gropper, United States Bankruptcy Judge, in Room 617 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004-1408. The hearing may be adjourned from time to time by the Court without further notice, except for the announcement of the adjournment date made at the hearing or at any subsequently adjourned hearing. The Court has directed that objections, if any, to Confirmation of the Plan must be filed with the Clerk of the Court and served so that they are RECEIVED no later than 5:00 p.m. (prevailing Eastern time) on November 4, 2004, by each of the following:

            COUNSEL TO THE PROPONENTS:

            SMITH, GAMBRELL & RUSSELL, LLP
            Suite 3100,
            1230 Peachtree Street, N.E.
            Atlanta, Georgia 30309
            Attention: Ronald E. Barab, Esq.

            and

            ANDERSON, KILL & OLICK, P.C.
            1251 Avenue of the Americas
            New York, New York 10020
            Attention: Howard D. Ressler, Esq.

            UNITED STATES TRUSTEE:
            Office of the United States Trustee
            33 Whitehall Street, 21st Floor
            New York, New York 10004
            Attention: Lauren S. Landsbaum, Esq.

            COUNSEL TO THE COMMITTEE:
            GREENBERG TRAURIG LLP
            MetLife Building
            200 Park Avenue
            New York, New York 10166
            Attention: Richard S. Miller, Esq.
                       Robert T. Honeywell, Esq.

            COUNSEL TO OCEANAIR:
            WACHTELL, LIPTON, ROSEN & KATZ
            51 West 52nd Street
            New York, New York 10019
            Attention: Scott K. Charles, Esq.

            COUNSEL TO FNC AND VB:
            WEIL, GOTSHAL & MANGES LLP
            767 Fifth Avenue
            New York, New York 10153
            Attention: Michael P.Kessler, Esq.

III.  THE COMPANY.

      A.    INTRODUCTION.

      Avianca S.A., known as the "Airline of Colombia" and the "First Airline in America," was organized in 1919 under the laws of the Republic of Colombia as a sociedad anonima (similar to a corporation). Its main administrative office is located at Centro Administrativo, Avenida Calle 26 No. 92-30, Bogota, Colombia, and its legal domicile is located in Barranquilla, Colombia. Its principal place of business in the United States is located at 720 5th Avenue, 5th Floor, New York, New York 10019-4107. Avianca S.A. is the oldest airline in the Western Hemisphere and operates a domestic (Colombian) and international airline passenger business, but it also carries cargo (mail and freight) on its domestic and international routes.

      Avianca S.A.'s wholly-owned subsidiary, Avianca, Inc., is a corporation organized under the laws of the State of New York and has its principal place of business located at 8125 Northeast 53rd Street, Suite 1111, Miami, Florida 33166. Avianca, Inc. acts as Avianca S.A.'s general agent in connection with its activities in the United States. Pursuant to a general agency agreement, Avianca, Inc. markets and sells tickets for air travel, collects accounts, purchases parts, and provides other services in connection with Avianca S.A.'s international commercial airline operations in the United States.

      Avianca S.A. also owns a controlling (94.9%) interest in Sociedad Aeronautica de Medellin Consolidada S.A. ("SAM"), a sociedad anonima (similar to a corporation) organized under the laws of the Republic of Colombia, whose main administrative office is located at Centro Administrativo, Avenida Calle 26 No. 92-30, Bogota, Colombia. SAM's legal domicile is located in Medellin, Colombia. SAM operates a domestic (primarily turbo prop) airline operation in Colombia. SAM is not a debtor in the Case. At December 31, 2003, SAM suffered a cause for its dissolution under Colombian law by reason of its year-end balance sheet showing a negative net worth. SAM has until September 30, 2004, to implement measures to rectify the cause of dissolution. The Company believes that SAM has a reasonable likelihood of adopting and implementing measures that will permit it to avoid the need for dissolution. Nevertheless, if SAM fails timely to do so, it could face a liquidation process in Colombia under which Avianca might eventually be held secondarily responsible for some or all of SAM's liabilities. See Section VI.P hereof - "CERTAIN RISK FACTORS TO BE CONSIDERED - SAM's Operations."

      B. DESCRIPTION OF THE AIRLINE INDUSTRY/AVIANCA'S POSITION IN THE MARKETPLACE.

            1.    Introduction.

            During the past three years there have been several crises in the airline industry. These crises have negatively impacted Avianca's performance and both its market share and financial results have suffered significantly. However, the turnaround process implemented by Avianca's management beginning in June of 2003 has produced positive results.

            In 2000 Avianca's share of the airline market in Colombia was 38% of passengers flying internationally and 32% of passengers flying domestically. The Company, however, foresaw difficult times ahead because it was rapidly losing its competitive advantages over other growing domestic and international carriers. As a result of the fallout from the September 11, 2001 terrorist attacks, Avianca determined that it was in its best interest to undertake negotiations with the second largest airline in Colombia, Aerolineas Centrales de Colombia ("Aces"), for a joint operation which would enable both carriers to better confront the difficulties that the industry was then facing.

            2.    Alianza Summa and Liquidation of Aces.

            In December 2001, the Colombian government approved the operational integration of Avianca, SAM, and Aces under the trade name and service mark commercially known as ALIANZA SUMMA ("Alianza Summa"). Although each of the participants in this strategic alliance remained a separate legal entity, they were permitted to conduct joint operations and joint marketing. Thus, from the perspective of the consuming public, Alianza Summa became one of the largest airlines in Latin America.

            To effectuate this operational integration and as a condition precedent to the formation of Alianza Summa, two trusts were created under the laws of the Republic of Colombia: Fiedeicomiso Avianca/Aces Lloyds 1 ("Trust 1") and Fiedeicomiso Avianca/Aces Lloyds 2 ("Trust 2") (Trusts 1 and Trust 2, collectively, are herein called the "Trusts"). The equal beneficiaries of each trust are Valores Bavaria S.A. ("Valores Bavaria" or "VB"), a sociedad anonima organized under the laws of the Republic of Colombia, and the Federacion Nacional de Cafeteros de Colombia (the National Coffee Growers Federation of Colombia) ("FNC," the "Coffee Federation," or the "Federation"), a private, non-profit association organized under the laws of the Republic of Colombia. Each trust has an equal ownership in Avianca, Aces, and SAM. The joint ownership of the trusts accounts for approximately 98% of the outstanding Ordinary Stock of Avianca and of Aces (49% of each being owned by each trust), and they jointly own 5.1% of SAM (2.55% being owned by each trust). Another 94.9% of SAM is owned by Avianca S.A., and unrelated Minority Shareholders own the remaining 0.006% of the issued and outstanding shares of the Ordinary Stock of SAM. As to the balance of the issued and outstanding shares of Ordinary Stock of Avianca S.A., Valores Bavaria and its affiliates directly own outside the Trusts approximately 1.88% of the issued and outstanding shares of the Ordinary Stock and all of the Preferred Stock of Avianca, and the remaining 0.02% of the issued and outstanding shares of the Ordinary Stock of Avianca are held in small amounts by various persons and entities unrelated to Trust 1 or Trust 2 and unrelated to Valores Bavaria or the Coffee Federation (collectively, the "Minority Shareholders").

            Avianca, SAM, and Aces began joint operations on May 20, 2002. From January 2002 to March 2003, Alianza Summa transported 5,944,431 domestic passengers within Colombia and 1,786,567 international passengers to or from overseas, which represented 62% and 51% of the domestic and international markets, respectively. Taken alone, Avianca-SAM transported 43% and 39% of the respective markets during the same period.

            Notwithstanding the benefits and synergies that the participants in Alianza Summa enjoyed, new adverse economic circumstances in the airline industry worldwide, in Latin America, and within Colombia exacerbated the weak financial position of Aces. As a result of continuing losses and the absence of realistic prospects of recovery, on or about August 20, 2003, Aces ceased operations and announced that it was seeking liquidation. Aces is now under a liquidation process in Colombia.

            Since Aces' cessation of business, Avianca and SAM have continued to conduct joint operations and joint marketing under the Alianza Summa umbrella and the corresponding trade marks associated with the increasing preeminence of the "AVIANCA" brand and will continue to do so, unless Unidad Administrativa Especial de Aeronautica Civil ("Aerocivil"), the Colombian Civil Aviation Authority, demands otherwise or if future commercial conditions dictate that the use of a single or different trade mark is better.

            Under a Memorandum of Understanding among Avianca, Aces and SAM, Avianca-SAM and Aces agreed to maintain the economic balance in their respective operating results of each of Avianca-SAM and Aces. However, in its consolidated Financial Statements, attached hereto as APPENDIX D, Avianca neither estimated nor recorded any reserves or adjustments for this concept. In June 2003, Aces sent Avianca-SAM invoices aggregating approximately $(USD)5.8 million, which Avianca-SAM dispute. Aces has not filed a proof of claim in the chapter 11 Case with respect to this matter. See Section VI.P of this Disclosure Statement - "Risk Factors - Aces Liquidation."

      C.    PRE-EFFECTIVE DATE CAPITAL STRUCTURE.

            1.    Avianca S.A.

            Avianca S.A. has an aggregate 1,000,000,000,000 shares of its capital stock [nominal value $(Col.) 0.01 per share] authorized, of which 641,959,909,205 shares of Ordinary Stock and 101,746,321,334 shares of Preferred Stock are issued and outstanding and of which 2,407,836 shares of Ordinary Stock are held in treasury. The subscribed and paid-in capital of the Company is $(COL) 7,437,086,383 equivalent to 743,708,638,375 shares with a nominal value of $(COL)0.01 each. There are a total of 7,806 registered Holders of Avianca S.A.'s capital stock as of May 31, 2004, none of whom are officers or directors. Trust 1 and Trust 2 each owns 314,635,753,760 shares of the Ordinary Stock (constituting 49.0117% each of the issued and outstanding shares of Ordinary Stock); and the remaining 12,685,993,849 shares of Ordinary Stock outstanding are owned by 7,802 registered holders. Prime Air Ltda ("Prime Air"), a sociedad limitada (similar to a limited liability company) organized under the laws of the Republic of Colombia and a Subsidiary of Valores Bavaria, owns all of the issued and outstanding shares of Preferred Stock, which have preferred dividends, but no voting rights.

            2.    Avianca, Inc.

            Avianca, Inc. has a total of 200 shares of no par value Common, voting stock authorized, of which 150 shares are issued and outstanding and of which 50 are held in treasury. Avianca S.A. owns all of the issued and outstanding shares of Avianca, Inc.'s Common, voting stock.

      D.    PRE-EFFECTIVE DATE MANAGEMENT.

            The current management team of each of Avianca-SAM and of Avianca, Inc. is composed of highly capable and seasoned professionals, many of whom have extensive experience in the airline industry. Set forth below are the names and positions of the Debtors' management team as of March 31, 2004. Following this list is a brief biography of each describing their respective backgrounds.

            1.    Board of Directors and Senior Officers of Avianca S.A.

            In or about April 2004, the Board of Directors determined that as a result of the relationship between one or more Board members and the Coffee Federation or Valores Bavaria, one or more of such Board members might have a potential conflict of interest in considering alternative proposals for restructuring the Company. Accordingly, the Board called a shareholders meeting to invoke certain procedures available under Colombian law applicable to the composition of the Board in connection with the consideration of transactions in which a board member may have an interest.

            In May 2004, upon due notice to shareholders, the shareholders meeting was conducted. As a result of actions taken at the shareholders meeting, the Board was reconstituted by the election of all new principal members and the retention as alternate members of certain existing members. Among other actions, the new principal members of the Board immediately undertook a deliberative process of evaluating competing proposals for investments in Avianca, so that the airline could be reorganized under Chapter 11. The principal members of the Board are identified below.

                  (a)   Principal Members of Board of Directors.

                  Alvaro Jaramillo Buitrago
                  Fabio Villegas  Ramirez
                  Luis Fernando Ramirez Acuna
                  Juan Carlos Gomez Jaramillo
                  Miguel Cortes Kotal
                  Mauricio Jaramillo

                  BIOGRAPHIES:

                  ALVARO JARAMILLO BUITRAGO: Mr. Jaramillo obtained a Degree in Business Administration from Universidad del Norte in Barranquilla Colombia and took courses in Finance and Administration from the University of Pennsylvania in Philadelphia and in Economics and

Planning from the Drexel Institute, also in Philadelphia. His previous experience includes the Presidency of Avianca S.A. and of several financial institutions in Colombia. Currently, he works as General Manager of IQ Outsourcing S.A., a consulting company for data processing and documentation mainly for the financial sector.

                  FABIO VILLEGAS RAMIREZ: Mr. Villegas has a Degree in Economics from Universidad Jorge Tadeo Lozano in Bogota, a Diploma in Development Planning from London University, and a Master in Science from the London School of Economics. His experience includes working as President of ANIF, the Colombian National Association of Financial Institutions, a position which he has held since August 2003. He also has held several positions in the public and private sector, including Managing Director for both Deutsche Bank and the Rothschild Group in Bogota, Advisor for Organizacion Luis Carlos Sarmiento Angulo, Colombian Ambassador before the Organization of American States, Colombian Minister of State, and Secretary General of the Colombian Presidency.

                  LUIS FERNANDO RAMIREZ ACUNA: Mr. Ramirez received his Accounting Degree from Universidad Jorge Tadeo Lozano in Bogota and was a Fellow of the Center for International Affairs at Harvard University. He has held several positions in the Colombian Government: from June 1999 to June 2001, Minister of Defense; from July 1992 to March 1994, Minister of Work and Social Affairs; and from March 1991 to July 1992, Vice Minister of Treasury. Moreover, he has held several positions in the Colombian Tax Agency. He also has acted as a member of the board of directors of several important companies in both the public and private sector. Currently, he is a partner of Sumatoria S.A., a leading investment banking company.

                  JUAN CARLOS GOMEZ JARAMILLO: Mr. Gomez received his Law Degree from Universidad Pontificia Javeriana in Bogota and a specialization degree in Taxation Law from Colegio Mayor de Nuestra Senora del Rosario. His experience includes a position in Inravision as Director of the Legal Office and acting Secretary General. Currently, he works as an independent legal advisor; and from this position, he has rendered legal advice for a number of special projects, such as the regulatory framework for open market competition in Colombian local and long distance telephone services, at Booz Allen & Hamilton's request, as well as the regulatory framework for different activities in the telecommunications field at the request of the Colombian Ministry of Communications. He is also a Professor of different legal subjects at several universities in Bogota.

                  MIGUEL CORTES KOTAL: Mr. Cortes received a degree in Economics from Stanford University and a MBA from Harvard Business School. Currently, he is a Certified Public Accountant in San Francisco, California. He has served as the lead negotiator for several restructurings for different companies in the financial and industrial sectors in Colombia. He also has extensive mergers and acquisitions experience in the following industries, among others: banking, insurance, construction, equipment leasing, and stock exchange brokerage business.

                  MAURICIO JARAMILLO: Mr. Jaramillo received his Degree in Industrial Engineering from Universidad de los Andes, Bogota and an MBA from Thunderbird - The American Graduate School of International Management. Currently, he works as an independent consultant in the areas of Strategic Planning and Operations for a number of public and private companies in Colombia, the United States, and throughout Latin America.

                  (b)   Senior Officers.

NAME                         POSITION
----                         --------
Juan Emilio Posada        President & CEO
Gerardo Grajales          CFO
Roberto Junguit-          CRO and COO

                  BIOGRAPHIES:

                  JUAN EMILIO POSADA - PRESIDENT & CEO: Mr. Posada has served as the President & CEO of Avianca S.A. since October 8, 2003. He received a BA in Business from EAFIT University, in Medellin, Colombia and an MBA in International Business and Finance from Pace University in New York City, where he was honored with the Academic Excellence Award. Afterwards, he took a sabbatical year in International Financial Law at the London School of Economics. Past responsibilities include: President of Alianza Summa (Avianca, Sam & Aces Airlines) for 1.5 years, President of Aces for the previous 9 years, Manager of Precious Metals of Billiton Marketing and Trading B.V., (then part of the Royal Dutch/Shell Group) in the Netherlands, and different positions, including that of International Vice President at Banco Cafetero in New York, Miami and Bogota (then responsible for affiliates and investments in Panama, Cayman Islands, The Bahamas, Venezuela, Ecuador, and Peru). Since November 2000, Mr. Posada has been the President of Asociacion Internacional de Transporte Aereo Latinoamericano, AITAL. Current and past directorships include:
International Air Transport Association, IATA; Asociacion de Transporte Aereo de Colombia, ATAC; Colombian Government's Private Sector Committee on the Free Trade Area of the Americas; Colombia's TELECOM; Casa Editorial El Tiempo (Colombia's main newspaper and publishing company); Banco Exterior de los Andes y de Espana, Extebandes (Caracas); Banco de Caldas; Compania Agricola de Seguros; Corporacion Calidad; Asociacion Nacional de Industriales, ANDI (Antioquia and Bogota); Colombian American Chamber of Commerce (Greater Miami and Bogota); Universidad EAFIT; Colegio Benedictino Alumni Association, and the Editorial Board of Dinero Magazine. Mr. Posada belongs to Young Presidents<180> Organization and the Group of 50 (affiliated to the Inter American Dialogue). Mr. Posada is a frequent speaker at industry gatherings and is a renowned lecturer on customer service strategies.

                  GERARDO GRAJALES - CFO: Mr. Grajales has a B.S. in Business Administration with a M.S. in finance from Baltimore University. He started his professional career as Treasurer for Gillette de Colombia in 1992 and joined Baxter Pharmaceutical as CFO in 1995 and acted also as a marketing director for the Andean region. In 1998 he joined a joint venture between Houston Power and Light and Electricidad de Caracas as a Shared Services vice-president for their investments in the power distribution businesses in Colombia. As a result of a hostile takeover by AES Corp. of Electricidad de Caracas, Mr. Grajales served as CFO for AES Colombia and CEO for the thermal power plants located in Cartagena, Colombia. During those four years Mr Grajales actively participated in a successful bond issuance process for $150 million at EPSA. He also led the acquisition of an electrical distribution company in the Valle del Cauca area, actively participated in the sale of all distribution companies to a Spanish group and participated in the restructuring of a $300 million debt at the power facilities. He joined Avianca as CFO on May 20, 2002.

                  ROBERTO JUNGUITO - CHIEF RESTRUCTURING OFFICER AND CHIEF OPERATING OFFICER: Mr. Junguito is an Industrial Engineer with an MBA from the Wharton School of Business and an MA in International Affairs from the University of Pennsylvania. He started his career as a management consultant at McKinsey & Company, where he was the first consultant hired by the Firm in Colombia. During his four years at McKinsey, he coordinated a $350 Million project to create an urban public transportation system (Transmilenio), negotiated and managed mergers in the financial sector, and developed strategy, restructuring and operations projects for consumer goods and cable and wire companies. During his summer internship he worked at Chase Securities in the Latin American Corporate Finance Group where he developed a bid for the privatization of a major electric utility in northern Brazil. Later he joined Valores Bavaria, a Colombian conglomerate of more than 100 companies controlled by the Santo Domingo family, as Vice-president of Portfolio Investments. At Valores Bavaria he led the portfolio strategy and was responsible for hiring the new management team. He also negotiated the integration of Aces and Avianca and participated in several boards of directors including Avianca, Carrefour and Caracol Radio among others. Mr. Junguito has lived in Belgium, France, Brazil, Egypt and Colombia and is fluent in Spanish, English, French and Portuguese. He joined Avianca as Chief Restructuring Officer and Chief Operating Officer.

            2.    Board of Directors and Senior Officers of Avianca, Inc.

                  (a)   Board of Directors.

                  Juan Arbelaez
                  Gerardo Grajales
                  Francisco Mendez

                  BIOGRAPHIES:

                  JUAN ARBELAEZ: General Manager Avianca Inc. He has a major in Communications from The American University in Washington, D.C. Mr. Arbelaez started his career in 1981 with Eastern Airlines as the General Manager in Barranquilla, Colombia. In 1984 he was relocated to Bogota as Airport Manager. He joined Hertz Corporation in 1984 as General Manager in Buenos Aires, Argentina. Mr. Arbelaez moved back to Colombia in 1987 and took the position of GSA for Pan Am and Cathay Pacific. He became the General Manager for Continental Airlines in 1993. In 1998 he was transferred to Mexico as Regional Director. Mr. Arbelaez moved on to Aeromexico in the year 2000 as the International Vice President in which he handled Latin America and Europe. Mr. Arbelaez joined Avianca in 2001 as the Sales and Marketing Vice President. Since 2002 he has performed as the Regional Director N.A./Mexico for Avianca Inc.

                  GERARDO GRAJALES: See Section III.D.1(b) above - "The Company
- Pre-Confirmation Management - Board of Directors and Officers of Avianca S.A.
- Officers."

                  FRANCISCO MENDEZ: FRANCISCO MENDEZ - VICE PRESIDENT-AVIANCA S.A. BUSINESS Development: Mr. Mendez graduated from Embry-Riddle Aeronautical University in 1988 with a B.S. in Aeronautical Engineering. He joined Avianca S.A. in 1989 as an engineer within the Engineering Division. Since then, he has mastered different positions in the Company, such as Hydraulic Shop Manager, Flight Operations Engineering Manager, Director of Flight Operations Engineering, Vice President Flight Operations, Vice President Technical and Flight Operations, Vice President Technical and General Director of SAM, Vice President Technical and General Director of Helicol, and most recently Vice President of Business Development. During his fourteen years with Avianca, he has participated in different projects such as the introduction and development of the ETOPS procedures for the Company's European operation, the introduction of SGML technology for use in all documents in the Operational and Technical areas, the redesign of the Operational Control Center, the JAR-145 certification, and the ISO 9000-2000 certification among others. Currently, he is restructuring the Deprisa Cargo and Courier business unit.

                  (b)   Senior Officers.

NAME                               POSITION
----                               --------
Juan Arbelaez                   General Manager
Juan Carlos Sarabia             CFO
Elisa Murgas                    Secretary

                  BIOGRAPHIES:

                  JUAN ARBELAEZ - GENERAL MANAGER: See Section III.D.2(a) above
- "The Company - Pre-Confirmation Management - Board of Directors and Officers of Avianca, Inc.. - Directors."

                  JUAN CARLOS SARABIA - CFO: Mr. Sarabia has a Business Administration degree from the University of La Sabana in Bogota, Colombia and also a Finance Specialization from the University of Los Andes in Bogota, Colombia. Mr. Sarabia began his career in 1990 as the Credit Risk Management Officer for the LatinCorp Bank. He has held since November 1990 the positions of Budget Analyst, Chief of National Treasury and International Treasurer of Avianca Airlines in Bogota, Colombia. On May 2002 he was positioned as International Treasurer of Alianza Summa. He was transferred on September 30, 2002 to the United States as Finance Manager N.A. for Avianca, Inc.

                  ELISA MURGAS - SECRETARY: Ms. Murgas joined Avianca S.A. as a lawyer at the Legal Division and moved to the position of Director of the Legal Division and from there to the position of Secretary General. She obtained her law degree from the University of Santo Tomas.

      E.    OPERATIONS.

            1.    Fleet.

                  (a)   Avianca's Fleet.

                  Avianca has a mixed fleet, from turboprops to wide-bodies. Although the financial projections contained in the Company's June 13, 2004 Business Plan, attached hereto as APPENDIX B (the "Business Plan"), assumes a constant fleet of 35 aircraft, new jet airplanes are likely to be required in the short term to maintain the Company's competitive position in the market place. Current leasing contracts expire as follows:

                             Fleet End Of
                     ----------------------------
            Current  2004  2005  2006  2007  2008
            -------  ----  ----  ----  ----  ----
Boeing 767     5       5     4     4     0     0
Boeing 757     5       5     3     0     0     0
MD 83         15      15    15    13     9     0
Fokker 50     10      10    10    10     0     0
-------------------------------------------------
Total         35      35    32    27     9     0
-------------------------------------------------

                               LESSORS
             --------------------------------------
             Gecas   Pegasus   Ansett   debis   CIT   Total
             -----   -------   ------   -----   ---   -----
Boeing 767      1       3         1        0     0       5
Boeing 757      1       0         2        1     1       5
MD 83          11       0         3        0     1      15
Fokker 50       0       0         0       10     0      10
-----------------------------------------------------------
Total          13       3         6       11     2      35
-----------------------------------------------------------

                  (b)   Fleet Status.

                  The average age of Avianca's fleet of aircraft is approximately 12 years as follows:

              Fleet   Avg Age
             ------   -------
Boeing 767       5     13.63
Boeing 757       5     13.79
MD 83           15     12.01
Fokker 50       10     10.40
----------------------------
Total           35     12.04
----------------------------

                  (c)   Network.

                  During 2003, network restructuring was completed taking into account route profitability, market share, connectivity, revenue, contribution to the network, load factors, and strategic impact for each of the routes and frequencies of the complete network. As a result, a new route/frequency structure was designed to have the best network impact, thus maximizing the profitability of the whole network. Fleet consolidation and renegotiation of fleet leasing contracts in 2003 produced significant cost reductions, as well as simplification of maintenance and crew requirements. See Section IV.E hereof - "Significant Actions by Avianca During the Bankruptcy Case."

                  Currently, the Company offers a total of 181,195 weekly seats that produce 181 million weekly available seat kilometers ("ASKs"), 61 Million in the Colombian domestic market and 120 Million in the Colombian international market. With this available capacity, Avianca captured 48.4% of the domestic market and 45.4% of the international market during the first quarter of 2004, and it had load factors of 61% and 67% respectively.

                  Today's network not only connects Colombia with the Andean Pact, deep South America, North America, Central America, the Caribbean, and Europe, but is also a hub for the traffic between South America and the rest of these regions. Avianca serves these markets through 21 domestic and 20 international routes, which include 9 routes to North America, 3 routes to each of Deep South America, the Caribbean and the Andean Pact regions, 1 route to Central America, and 1 route to Europe.

            3.    Overview of Avianca's Commercial Operations.

            With 23 domestic and 22 international destinations, and over 215 daily flights, Avianca has consolidated as the market leader in Colombia and one of the leaders in the Latin American region. With respect to international flights originating in Colombia, Avianca has a market share of 48%. Within Colombia, Avianca carries 47% of the total domestic passenger traffic and 62% of the combined passenger traffic on the specific routes where Avianca operates.

                  (a)   Historical Changes in the Marketplace.

                  The marketplace has had significant changes over the years. During the last decade, the Colombian air transportation market has dramatically evolved. Between 1993 and 1996 the domestic market grew 25% in the aggregate, followed by a decline of approximately 8% between 1997 and 2000, but by 2003 was back at 1996 levels. In the last ten years, Avianca' s total passenger miles has grown in the aggregate by approximately 23.5% -- by approximately 63.4% domestically and by approximately 12.7% internationally.

                  Between 2002 and 2003, the domestic market shrank by 4% while the international market grew by 2%. During the first quarter of 2004, the domestic market has been further reduced by 1%, and the international market originating and departing from Colombia has grown by 12%.

                  The contraction of the market during 2003 had a disproportionately adverse effect on Avianca's market share, particularly on the domestic front, where Avianca cut almost 25% available seat kilometers ("ASKs"), resulting in almost a 15% drop in market share. Domestically, the most affected routes for Avianca were the two largest markets in Colombia - Bogota-Cali and Bogota-Medellin, where the airline cut five frequencies each day, with profitability and market presence in mind. Other affected routes that also influence the loss of market share are Bogota-Bucaramanga, Bogota-Barranquilla, Bogota-Cartagena, and Bogota-Pereira.

                  Internationally, the capacity was not rationalized to the same extent, and the loss of market share was almost 6%, which was concentrated in the U.S. market, where the Company dropped almost 10%, mainly due to the cuts on the Bogota - Miami route, where two of the three flights were unprofitable and were discontinued.

                  During the first quarter of 2004, Avianca successfully maintained both its international and domestic market positions after its network restructuring and even gained one percentage point between January and March. All this has been achieved due to a systematic revenue management practice, increasingly aggressive commercial strategies, and a continuous improvement in the consistency and reliability of its flights.

                  (b)   Main International Markets.

                        (i)   USA.

                        The main international market for Avianca is the USA, with 7 daily flights. In this market, Avianca has 48% of the total market share, followed by American Airlines with 22% (Delta and Continental each have less than 10% of the market share).

                        (ii)  Spain (Madrid).

                        Avianca shares the leadership of this market with Iberia, with a market share ranging between 38% and 48% during the last twelve months.

                        (iii) Andean Community Countries.

                        In these markets, Avianca has maintained a clear leadership position. With three daily frequencies to Quito and one to Guayaquil, Avianca dominates the Ecuador market with an 84% market share. In the Colombia-Peru market, Avianca has been able to maintain its leadership position with a 59% market share despite Taca's entrance with three weekly frequencies in December 2003. In May 2004, Taca increased its operation to six weekly frequencies. The Colombia-Venezuela market is also dominated by Avianca with an 87% market share.

                        (iv)  Argentina.

                        As the only air carrier with direct flights from Colombia to Argentina, Avianca has become the clear leader in this market with a 79% market share. Lan Chile with 5% and Taca with an 8.5% market share are the closest competitors in this market. Currently, Avianca's service to Argentina is a daily operation combined with Chile, in which Avianca is also the leader with a 54% market share, closely followed by Lan Chile with 34%. Because Aerolineas Argentinas has begun to serve this market (four weekly flights), Avianca split its service to Argentina and Chile in July 2004, flying four days a week to Buenos Aires and three days a week to Santiago. Aerolineas Argentinas will combine its operation to Bogota with Caracas.

                        (v)   Brazil.

                        In the Colombia-Brazil market, Avianca has a 46% market share, followed by Varig with a 40% market share and Copa with an 8% market share. Avianca serves both Sao Paulo and Rio de Janeiro with four weekly flights.

                  (b)   Main Domestic Markets.

                  With 6.1 million passengers a year, Colombia is the third largest domestic market in Latin America after Brazil and Mexico; it is also more than two times the Argentinean domestic market which is the fourth largest domestic market in the Latin American region. Avianca has 47% of the total Colombian domestic market and 62% in the specific markets where it operates. In the total domestic market, Avianca is followed by Aerorepublica, which has a 26% market share. Satena, a Colombian State owned airline, is next with a 9.2% market share. After a drastic domestic capacity reduction of 14% during 2003 and its consequent market share reduction, Avianca has experienced a steady recovery in 2004 without adding capacity.

                        (i)   Bogota - Medellin.

                        This is the largest domestic market in Colombia in terms of passengers. Avianca has a leading position with a 51% market share followed by Aerorepublica with 27%. After a severe capacity reduction of 15.4% in 2003, Avianca's passenger traffic decreased by the same percentage. West Caribbean and Satena participate with a 10% and a 12% market share, respectively.

                        (ii)  Bogota - Cali.

                        This is the second largest domestic market in Colombia in terms of passengers. Avianca's market share is 55%, followed by Aerorepublica with a 38% market share. Despite a 12% capacity reduction in this market during 2003, Avianca's traffic reduction was only 7%. Moreover, the total market for this route for all airlines experienced a reduction of 1.8% in 2003.

                        (iii) Bogota - Cartagena.

                        This is the main tourist destination in Colombia. Avianca has maintained its market share at approximately 67%, followed by Aerorepublica at 33%.

                        (iv)  Bogota - Barranquilla.

                        Barranquilla is Avianca's hometown. Avianca has successfully kept its market share of 69%. Indeed, despite a capacity reduction of 11%, its traffic decreased only 3%.

            4.    Strategies to Increase Market Share.

            In 2004, Avianca implemented strategies on two fronts to increase its market share: (1) enhancing its relationships with indirect sales channels and (2) developing different marketing campaigns to encourage customers to prefer Avianca over other competitors. Avianca also started to reposition its brand, going from Alianza Summa to the traditional Avianca logo that is one of the most recognized names in Colombia (fourth most recognized brand in the country, according to Dinero Magazine, March 2004). Additionally, an advertising campaign was put in place in the spring of 2004 to communicate the Company's latest achievements and to change customers' perceptions. This campaign is aimed at positioning the Company as a dynamic, technologically advanced, and service oriented organization. This has resulted in a new spirit inside the organization and has clearly produced a new language of leadership in comparison to other Colombian airlines.

            The Company's Sales and Marketing Division also has been restructured in such a way that more than 85% of its personnel now work in sales in comparison to only 50% during 2003. In addition, Avianca has implemented different new sales channels to lower its costs and to make the purchasing process more prompt and efficient for its customers. These new channels are Call Center and Internet. Moreover, the company's implementation of electronic-ticketing (paperless ticket) places Avianca in the technological forefront of the Colombian market.

            5.    Code Sharing.

            Avianca's strategy has been to selectively enhance its network by tactically partnering with other airlines. The aim is to mutually benefit customers by improving product offerings in a cost efficient manner. As of March 30, 2003, Avianca-SAM had a code-sharing agreement with Mexicana de Aviacion, which is still in effect.

            On November 21, 2002, Avianca formally signed a new code-share agreement with Delta Airlines to be implemented in two phases. Under Phase I, which went into effect on June 16, 2003, Avianca and Delta code share on flights to and from Bogota and the following United States destinations: Washington, Boston, Dallas, Chicago, Los Angeles, and Atlanta. Under Phase II , which went into effect as of September 16, 2003, Delta began offering its customers code share flights via Avianca to the following Colombian destinations: Medellin, Cali, Barranquilla, Cartagena and Pereira, as well as Avianca's trunk routes between Colombia and the U.S. In December of 2003, Avianca and Delta passengers became eligible to earn and redeem miles on one another's frequent flier programs. In addition, Avianca is negotiating two new code share agreements with Taca and Iberia to enhance its competitive position in the Central American and European markets.

            6.    Operational Safety.

            To ensure that the Company's operational safety levels comply with international security standards, Avianca's Operational Safety Division (the "OSD") carries out the following prevention activities: (i) investigations of all risk factors, events, and accidents with a safety reporting, statistical, and benchmarking software (Operational Security Reports) called BASIS developed by British Airways; and all such events are investigated implementing corrective actions to avoid any recurrence; (ii) audits of all the operating areas of Avianca following international standards of the International Air Transport Association ("IATA"): the IATA Operational Safety Audit IOSA, using a quality assurance program; (iii) flight monitoring of the parameters of aircraft flights to evaluate events that go beyond the operational limitations published by the manufacturers of the airplanes; (iv) continuous training to promote improvement of the safety culture by distributing information for the prevention of accidents and conducting special training courses for crew members and other operating personnel; (v) participation in Technical Initiatives of the airline industry, such as the Safety Advisory Committee ("SAC") and the Regional Coordinating Group ("RCG") of IATA for Latin America and the Caribbean; (vi) compliance with the U.S. Department of Transportation's demanding requirements to minimize the impact of emergency events or accidents upon the operations, victims, and their families through a program called Emergencies' Attention Plan; and (vii) monitors the maintenance of Avianca's aircraft in accordance with all applicable Governmental standards and procedures to ensure the continued safety of its passengers and employees.

            7.    Security.

            Avianca's Security Division (the "SD") is charged with the security of flight operations and of all premises. The SD works closely with both Colombian and foreign legal authorities, as well as with the Company's OSD. Both Divisions utilize similar techniques, but the SD focuses on preventing terrorist acts that would affect all persons and goods, as well as on preventing the use of Avianca-SAM in the transportation of illegal substances, whereas the OSD focuses on the other aspects of operational safety. See Section VI.W below - "CERTAIN RISK FACTORS TO BE CONSIDERED - Aircraft Access."

            8.    "Assistance."

            The Company has formed a business unit, known as "ASSISTANCE," to provide engineering and maintenance, ground handling, and training solutions to other air carriers in the Americas and the Caribbean. ASSISTANCE has the necessary trained and highly qualified personnel, as well as the commercial, financial, technical, and logistical capabilities to provide its customers with effective support and superior quality services. Today, ASSISTANCE has a broad group of customers, from Europe, North America, Latin America, and the Caribbean, including the following:

                  (a) Europe: British Airways, ATR, British Petroleum, Iberia, and Icelandair.

                  (b) North America: FedEx, Ansett, Continental Airlines, Gecas, American Airlines, Pegasus, Drummond, DHL, Florida West International, Canada RAF, Transmeridian Airways, and Delta Airlines.

                  (c) Latin America and the Caribbean: Taca Group, Aerogaviota, Varig, Santa Barbara, West Caribbean, Lloyd Aereo Boliviano, Mexicana, Lanchile, TAP, Aeropostal, Aerorepublica, Tame, ABSA, Air Aruba, Cerrejon, Laer, Copa, Tampa, Aerocaribbean, and Aires.

            9.    "Deprisa."

            Another Avianca business unit, known as "Deprisa," is dedicated to international and domestic transportation of documents, packages, and cargo. It uses Avianca's network, complemented by those of other airlines, an outsourced surface network composed of more than 80 trucks, and a team of more than 1,600 people, as well as alliances with worldwide transportation leaders, such as TNT, Fedex, and Spring.

            Deprisa's broad portfolio of services allows it to differentiate by delivery times and added values that give customers plenty of alternatives. It is the only cargo, mail, and courier supplier in Colombia that fully covers customers' needs, offering 13 different service alternatives.

Through its Bogota hub, Deprisa's courier products are delivered to more than 170 municipalities in Colombia and 213 countries worldwide.

            Deprisa's revenues of more than $50 Million per year are achieved with a commercial network of more than 330 sales points and 680 employees. More than 80% of Deprisa's cost structure is variable, making it very flexible and capable of rapidly adjusting to market changes.

            10.   Employee and Labor Matters.

            As of March 22, 2004, Avianca directly employed approximately 2,600 employees in Colombia, 34 in the United States, and 146 outside Colombia and the United States. As of March 22, 2004, the Company also had contracts with third party providers for outsourced services in which some 3,010 full-time employee equivalents are employed.

            Avianca S.A. has collective bargaining agreements ("CBAs") with the following three groups of employees: (a) the pilots association ("ACDAC"), (b) the flight attendants association ("ACAV"), and (c) the ground personnel association ("SINTRAVA"). Under Colombian law, a CBA is automatically extended for a period of six months unless a company or trade union gives the other written notice at least 60 days prior to the stated expiration date of an existing CBA of its intentions to renegotiate such existing CBA (or, if automatically renewed, such notice must be given 60 days prior to the expiration of such renewal term).

            Although differences between the Company and its pilots resulted in a temporary slow down of operations commencing July 9, 2004, the slow down was terminated on or about August 9, 2004, upon the Company's and ACDAC's reaching an agreement in principle for a modification and extension through March 31, 2006, of their CBA, which otherwise was scheduled to be automatically renewed on September 30, 2004, for a period expiring March 30, 2005. The agreement is subject to ratification by the union membership and approval by the Bankruptcy Court. The Company believes that it is likely that these two conditions will be satisfied and that the agreement will become effective before the Plan becomes effective.

            In summary, the more important modifications to the CBA with ACDAC include the following:

                  - To allow the Company's Flight Instructors and Route Inspectors to act, with no restriction whatsoever, as delegate inspectors of Aerocivil, the Colombian Civil Aviation Authority.

                  - To allow the Company to schedule assignments for aircrew members within the following limitations: up to a maximum of five (5) consecutive days of duty, 85 flight hours per month, and 240 flight hours per quarter. Such restrictions, however, will not apply in the event of national calamity or force majeure."

                  - To adopt a remuneration system for the Company's pilots, first officers, and copilots that includes a basic monthly salary for a guaranteed 70 flight hours per month (which is payable regardless of whether or not they actually fly), plus compensation per flight hour over the guaranteed minimum hours per month, plus various bonuses or premiums for equipment, dead head hours, night flying, and Sunday and Holiday work, plus meal coupons.

                  - To establish transport compensation for all aircrew members using their own vehicles for transportation to-and-from the airport.

                  - To establish an option for vacations of either (i) 21 days vacation with a vacation bonus equivalent to 25 days of salary or (ii) 30 days vacation with a vacation bonus equivalent to 18 days of salary.

                  - To establish an inflation adjustment, effective April 1, 2005, to the basic salary, bonuses, and premiums, as well as to every economic right provided in clauses referring to Colombian pesos, on the basis of I.P.C. (Consumer Price Index) for the last twelve (12) months, from April 1, 2004, through March 31, 2005.

Additionally, outside the terms of the CBA, the Company and ACDAC also agreed:

                  - On a temporary stability clause, for a two-year term, beginning as of January 1, 2005, in consideration for the greater productivity by the pilots as a result of the modifications to the monthly flight-hours and number of continued assignments, whereby in the event of a proven excess in the number of pilots as a consequence of a reduction in the number of aircraft or the Company's volume of operations, the computation of such excess will be made on the basis of ceilings to flight-hours formerly provided (70 hours per month and 4 consecutive days of assignments).

                  - One-time loans by the Company to the respective workers affiliated with ACDAC and beneficiaries of the new CBA for individual amounts according to their position and seniority. These loans will be deemed fully satisfied if the aviation operations are developed under best practices during the period between execution of the new CBA and January 15, 2005, with no disruptions attributable to ACDAC and/or its members. They will also be deemed discharged in the event of the pilot's retirement or in the event of the Company's liquidation, provided that no collective operational disruptions has occurred in the latter case. Otherwise, the workers shall repay their debt through payroll deductions in 6 equal installments, with no interest, as from the pay-date following disruptions of the operations as above-stated.

                  - A governmental commission would be established for the purpose of developing recommendations for such measures, if any, as the commission may find appropriate in order to assure the adequacy of the fund managed by CAXDAC for the benefit of the pilots and former pilots who are or may become entitled to pensions payable from such fund. (The commission has now been established and has begun its work).

            The CBAs with both ACAV and SINTRAVA had stated expiration dates of June 30, 2004. Thus, both of them had until May 1, 2004, to notify the Company of their intentions to renegotiate. Neither of them did, nor did the Company. To the contrary, in prior meetings with the Company, both unions and the Company indicated their intentions that, upon the expiration of their CBAs, their respective CBAs would be automatically renewed for an additional six month period, through December 31, 2004.

                  (c) Agreements with Valores Bavaria regarding Funding of Land Pensions.

                        (i)   Secured Loan Agreement.

                        To fulfil certain conditions precedent that Valores Bavaria and the Coffee Federation specified in their Memorandum of Understanding in relation to the possible integration of Avianca S.A. and Aces S.A., Valores Bavaria agreed in December, 2001, to fund the payment of all the land pension obligations of Avianca S.A. and of its subsidiary, SAM, as such pensions were known on that date. Pursuant to such agreement, Avianca S.A. was capitalized by Valores Bavaria in the total amount of $(COL)350,000,000,000 [approximately $(USD)140,000,000]. Then, immediately after this capital infusion, Avianca S.A., as lender and secured party, made a secured loan back to Valores Bavaria, as borrower, in the exact same principal amount as such equity infusion under the condition that this secured loan would be repaid by Valores Bavaria by its paying the amounts due for those land pension obligations of Avianca S.A and SAM included as an attachment to the Pension Pledge Agreement (as hereinafter defined) and based on the actuarial calculation determined as of December 31, 2001 and its subsequent adjustments. The loan agreement was guaranteed by Bavaria, S.A., and it was secured by a pledge agreement of the shares of Inversiones Fenicia S.A., (as such pledge was replaced with shares of PrimeOther Ltda.) (the "Contrato de Prenda Abierta con Tenencia de Accione"s or the "Pension Pledge Agreement"). The land pension obligations covered by this secured loan comprise most of the Class 6 Claims (Other Secured Claims), which will be paid with the proceeds from Valores Bavaria's repayment of the above-mentioned loan in accordance with the terms of both the secured loan agreement between Avianca S.A., as lender, Valores Bavaria, as borrower, Bavaria, S.A., as guarantor, and also the Pension Pledge Agreement. A Trust structure was established with Fiduciaria La Previsora S.A., as a mechanism to guarantee the use of the proceeds coming from Valores Bavaria in repayment of the loan for the purpose of paying the land pension obligations.

                        (ii)  Other Land Pension Obligations

                        Since December 2003, Avianca has discovered that pension obligations for 654 former workers of Avianca and/or of SAM., who had worked for the companies at some time during the period between 1967 and 1994 (the "New Pensioners"), estimated by Avianca in an amount of $(COL)45,000,000,000 [approximately $(USD)18,000.000] as of April 2004, had not been included within the mechanism to fund the land pension obligations described in the immediately preceding Section and as evidenced by the Pension Pledge Agreement.

                        The Coffee Federation and Valores Bavaria agreed in a settlement regarding the obligations related to certain indemnity obligations of Valores Bavaria contained in the Master Integration Agreement between Valores Bavaria and the Coffee Federation that Valores Bavaria would fund the amounts required for payment of all pension obligations of the New Pensioners, but limited to those of the specifically identified 654 New Pensioners (collectively, the "VB Assumed Pension Claims"), regardless of its amount, calculated according to applicable laws, and as provided for in an agreement executed by and between them, with Avianca's and Oceanair's acknowledgment, named "Convenio de Cesion de Intereses de Avianca y de Terminacion de Otros Acuerdos" (the "Interest Transfer Agreement").

                        The amount of the actuarial calculation of the VB Assumed Pension Claims, will be adjusted when it comes due, by a pension yield (the "DTF Pensional") equal to the inflation as certified by the Colombian authorities plus a spread, defined by applicable regulations. Valores Bavaria will pay the amounts resulting from the actuarial adjustment as and when it becomes due in full compliance with applicable Colombian labor and pension laws.

                        Valores Bavaria shall fund the amount of the VB Assumed Pension Claims on the dates and up to the limited amounts that Avianca S.A. and SAM are required to pay for such obligations. This funding obligation includes any VB Assumed Pension Claims that Avianca or Reorganized Avianca pays before or after the Effective Date. It is understood that Valores Bavaria will have the right to negotiate agreements with the New Pensioners and with the pension fund entities such as the ISS, in order to finance, postpone, guarantee, or settle, in its own name for and on behalf of Avianca S.A. and/or SAM, the payment of the VB Assumed Pension Claims, under such terms and conditions as are permitted under applicable Colombian laws.

                  (d)   Incentive Compensation Plan.

                  The Debtors' ability to reorganize and emerge from bankruptcy is contingent upon having and retaining a management team whose compensation structure is linked to Avianca's achieving optimal operating results. With the assistance of its financial advisers in 2003, Avianca implemented a "pay for performance" culture by instituting a bonus incentive compensation plan (the "Incentive Plan") for its management executives (collectively, the "Executives") that is based upon the Company's Board of Directors (the "Board") first establishing, and the Company's then meeting or exceeding, aggressive "key performance indicators" ("KPIs") for Avianca as a whole. The Incentive Plan covers all of Avianca's Executives, except the President and CEO, whose compensation already was, and remains, tied to Avianca's financial performance under the terms of his employment contract.

                  In addition to the overall corporate indicator targets fixed by the Board for the Company as a whole under the Incentive Plan, Avianca's President and CEO established or approved specified, individual indicator targets tailored for each of the respective Executives. These targets were established by reviewing past performance benchmarks and various factors in the marketplace and have been fixed well above what has been budgeted for the Company and for the respective, individual Executives to accomplish. The established targets have varying levels which, if met, result in a sliding scale of bonus payments based upon the level achieved. Results are calculated and are payable on a quarterly basis.

                  The Debtors' financial results have exceeded expectations owing in large measure, the Debtors believe, to the incentives created under the Incentive Plan. Although KPIs have been achieved entitling the Executives to payments under the Incentive Plan, Avianca has withheld payment of almost all of such earned bonuses in order to conserve cash. The Plan provides for the implementation of the Incentive Plan and the resulting payment, subject to Oceanair's approval, of the accrued amount of approximately $740,000 on or before the Effective Date.

      F.    LITIGATION MATTERS.

            1.    Master Trust Notes Litigation with BNY in the Bankruptcy
                  Court.

            The Master Trust Notes Litigation is described in detail in Section IV.D below. See Section IV.D.12 hereof - "The Chapter 11 Case - Significant Proceedings in the Bankruptcy Case - Master Trust Litigation with BNY."

            2.    Civil Legal Proceedings in Other Courts.

            Avianca-SAM is subject to numerous lawsuits arising in the ordinary course of businesses. The following discussion identifies only those civil legal proceedings that, if adversely determined, Avianca-SAM believes might be material to its financial condition and/or its continuing operations.

                  (a) Aircraft Maintenance Service Corporation v. Avianca S.A. (Bogota, 6th Circuit Civil Court).

                  Claim: Declaration of Avianca's nonfulfillment of a contract, originating from an offer to sell some facilities (a real property used as maintenance facilities formerly owned by Avianca) .

                  Defense: There was no timely and unconditional acceptance of the offer by the plaintiff and therefore the contract was never formalized.

                  Amount of the claim: (USD)$12,374,540.

                  (b) Jaramillo Estrada y Cia Ltda v. Avianca S.A (Bogota, 5th Circuit Civil Court).

                  Claim: Civil contractual liability action for nonfulfillment of contract for transportation of goods, since the goods shipped by Avianca were seized by Colombian customs authorities for not having the legally required travel documents

                  Defense: Seizure was an arbitrary action by the customs authority that made it impossible to deliver the goods on time.

                  Amount of the Claim: (USD)$1,600,000 (payable in Colombian pesos).

                  (c)   Marcelo Porcheto v. Avianca S.A (Buenos Aires,
                        Argentina).

                  Claim: Payment of compensation for the assistance services rendered to an Avianca flight in an emergency situation, based on analogy to principles of maritime law.

                  Defenses: There was no need to provide any compensation because the only assistance provided was information and not any physical services of any personnel. The Aeronautical Code only refers to compensation and indemnity for direct damages. The maritime law is not applicable to the case.

                  Amount of the claim: (USD)$3,000,000. Avianca was ordered to pay USD$80,000. This decision has been appealed by Avianca.

                  (d)   Legal Action of Aces vs. Avianca, SAM and COPA in
                        Panama.

                  Claim: On February 5, 1999, ACES filed a claim before the Comision de Libre Competencia y Asuntos del Consumidor (Free Competition and Consumer Affairs Commission) ("CLICAC") against Avianca, SAM and COPA, on the grounds of absolute antitrust practices ("PMA") and relative antitrust practices ("PMR") due to the code share agreement they entered into (Acuerdo de Codigo Compartido (the "ACC" ), which led to the closing of operations in the route covering Colombia-Panama-Colombia. Based upon an initial finding by CLICAC of the existence of PMR, Aces filed an additional lawsuit in the same jurisdiction, therein requesting the court (i) to declare that the purpose of the Agreement was a PMA throughout its term, (ii) to declare that the purpose of the Agreement was a PMR throughout its term, (iii) to declare that Avianca, SAM and COPA are jointly and severally liable to Aces for the repair of damages caused, (iv) to declare that ACES was directly affected by the ACC, (v) to declare that Avianca, SAM and COPA are jointly and severally liable for the damages assessed as of September 30, 2000 in the amount of USD$3,750,000.00, plus damages caused throughout the proceedings, as well as legal costs and expenses, and (vi) to require Avianca, SAM, and COPA to pay triple damages.

                  Defense: Avianca's and SAM's defenses are that the ACC does not comprise the elements of a PMR or of a PMA. Because the proceedings are in their early stages, it is impossible to give a precise estimate of the risk of an unfavorable decision. Avianca-SAM believe that there are grounds to believe that the final decision, with respect to the ACES claim, will be in favor of the defendants.

                  Amount of Claim: (USD)$3,750,000.00, plus damages caused throughout the proceedings, as well as legal costs and expenses against each defendant.

                  (e) Colombian Judicial Proceedings Related to Pension Liabilities.

                        (i)   Generally.

                        As of July 14, 2004, 175 lawsuits related to Avianca's pension liabilities were pending in Colombia. Under these lawsuits, the plaintiffs have demanded a decision concerning the obligations of Avianca S.A. to either (i) recognize and pay pensions to former employees (or to the respective legal representatives of deceased, former employees) of the

Company or of its subsidiary, SAM, or (ii) to adjust the amount of the pensions already recognized and refund the amounts that were effectively subtracted or discounted from the monthly payments that should have been made in respect of the pensions already recognized by the Company. In the event of an adverse decision in all the pending cases, the Company would have to pay both (I) the accrued amount as of the date of the judicial decision, which is estimated by the Company in Colombian Pesos to be approximately $(COL)6,086,600,000 [equivalent to approximately $(USD)2,060,028 at the exchange rate of $(COL)2,954,62 per $(USD)1.00] and also (II) the amount of the actuarial calculation for future payments of the such pensions. Because no final judicial decisions have yet been issued, it is not possible to determine the bases for the actuarial calculation. Some of these plaintiffs are included under the groups of pensioners already covered by the agreements with Valores Bavaria wherein Valores Bavaria assumed the obligation to pay all pension obligations of certain specified former employees of Avianca-SAM. The Company believes that there are no legal grounds for a number of these claims.

                        (ii)  The Tutela Action.

                        Claim: On July 27, 2004, Avianca was served notice of a lawsuit (the "Tutela Action") brought before the Municipal Criminal Court of Bogota, Colombia (the "Municipal Criminal Court") by the Asociacion Colombiana de Aviadores Jubilados de Caxdac - AJUCAX (the Colombian Association of Pensioned Aviators of Caxdac - AJUCAX), together with certain individuals identified as Avianca's pensioners (the "Tutela Plaintiffs"). On August 6, 2004, CAXDAC, in response to a request made by the Municipal Criminal Court, filed pleadings in the Tutela Action joining the factual and legal arguments of the Tutela Plaintiffs.

                        The Tutela Plaintiffs characterized the Equity Sponsors' proposed investments in Avianca pursuant to the Investment Agreement as an intended "sale" of the Company to a foreign investor, and they allege that the "sale" threatens their constitutional rights to social security and well being. In particular, they claimed that their constitutional rights were in jeopardy because the timely payment of retirement pensions, including those retired persons affiliated with CAXDAC, were in jeopardy owing to the uncertainty and risk that the "sale" would create, given that: (i) the "sale" does not include any guarantees of Avianca's payment of its contributions to the pensions fund held by CAXDAC, which Avianca is required to make annually with respect to the actuarial calculation within the terms set forth by Colombian Law 860 of 2003;
(ii) the "sale" will be governed by foreign laws and subject to foreign jurisdiction; and (iii) the Plan provides for a full release of present officers and shareholders of Avianca.

                        The Tutela Plaintiffs also contended that the "sale" gave rise to a violation of their constitutional right to equality, based on the fact that a certain commercial trust agreement was entered into by Avianca, by virtue of which, according to the Tutela Plaintiffs, payment of certain of Avianca's land workers' pensions are guaranteed, and the fact that the payment of the pensions of an additional 654 land workers have recently been assured by a third- party undertaking, while the Company's contributions to the CAXDAC pension fund are not guaranteed.

                        The Tutela Plaintiffs sought an injunction prohibiting Avianca and its beneficial, majority shareholders, VB and FNC, from consummating the alleged "sale" of Avianca to any foreign investor, unless and until VB and FNC "provide to CAXDAC those guarantees required for `assurance' of one hundred percent of the actuarial calculation for the timely payment of pensions."

                        Defense: (i) The Tutela Plaintiffs lacked standing to bring the Tutela Action; (ii) the Equity Sponsors' proposed investments in Avianca do not threaten or violate any fundamental, constitutional rights of the Tutela Plaintiffs; (iii) neither the Equity Sponsors' proposed investments in Avianca nor Avianca's Plan of Reorganization threatened or violated any the Tutela Plaintiffs' constitutional right to equality; (iv) there was no basis under Colombian law for the extraordinary, injunctive relief sought; and (v) although a trust was created to fund the payment of Avianca's land pension obligations, it was formed several years ago and had no relationship to either the Equity Sponsors' proposed investments in Avianca or the current reorganization proceedings pending before Bankruptcy Court.

                        Avianca S.A., as any other employer in Colombia, is obliged to make contributions to the social security system concerning pensions, of which CAXDAC is a part. Avianca has an obligation to contribute to the CAXDAC pension fund on behalf of Avianca's pilots and former pilots. On its part, CAXDAC, as a pension fund manager and social security entity, is the only entity obligated to pay retirement pensions to those pensioners legally affiliated with CAXDAC. The pensioners affiliated with CAXDAC not only include Avianca's pilots and former pilots, but also pilots of all other Colombian airlines employing pilots affiliated with CAXDAC. Accordingly, such pensioners only have a legal relationship with CAXDAC, and not with Avianca S.A., or much less with its beneficial, indirect majority shareholders.

                        In its Answer to the Tutela Action, Avianca S.A. emphasized that the Plan's essential objective is to improve Avianca S.A.'s financial condition to enable it to timely satisfy its obligations, as provided therein, including the payment in full of its obligations to CAXDAC in accordance with the legally required actuarial calculation, and hence that the Plan in no manner threatens or violates those rights that Tutela Plaintiffs allege are at risk. Both the rights arising in favor of CAXDAC from Avianca's obligation to make contributions to pension-related social security entities and the rights in favor of affiliated pensioners arising from CAXDAC's obligations to pay their pensions are ruled by Colombian laws. These rights cannot be affected by private agreements - apart from the facts that both of these rights are being duly acknowledged in the Plan, as CAXDAC Claims are unimpaired and are contemplated to be fully and timely paid. As to the transactions contained in the Investment Agreement regarding the transfer of shares of and the investments to be made in Avianca, both will be ruled by Colombian laws and regulations.

                        As to the release of Avianca's officers, directors, and shareholders regarding obligations undertaken before the effective date of the Plan, Avianca stressed that the releases are not unrestricted. To the contrary, as expressly provided in Clause 11.6: "The releases described in this Section
11.6 shall have the effect of res judicata (a matter adjudged), to the fullest extent permissible under applicable laws of the Republic of Colombia." (Emphasis added.) Furthermore, under applicable Colombian law, there are limitations on the res judicata effect of releases or other arrangements made by private agreements that are contrary to public policy. In addition, Avianca S.A.'s officers, directors, and shareholders covered by the Plan's release have never had any contractual relationships with CAXDAC.

                        Regarding Avianca S.A.'s alleged violation of the Tutela Plaintiffs' constitutional right of equality, Avianca contended that the hypothesis for this claim is legally insufficient because the circumstances of the Tutela Plaintiffs and those of Avianca's land pensioners are completely distinct from one another. Avianca's land pensioners are direct Creditors of the Company, while the Tutela individual Plaintiffs are direct creditors of CAXDC and, through CAXDAC, indirect, secondary beneficiaries of the obligations Avianca S.A. owes to CAXDAC. Additionally, the claims and rights of the land pensioners arise under their labor contracts with Avianca, whereas the claims and rights of the Tutela Plaintiffs arise under Colombian pension laws.

                        Judgment of Municipal Criminal Court: On August 11, 2004, the Municipal Criminal Court denied the Tutela Plaintiffs' request for an injunction. In denying such relief, the Court made the following observations:

                        - Avianca is in a restructuring process under the U.S. Bankruptcy Code and as a part of this process has entered into an investment agreement with Oceanair and the Coffee Federation, which if approved, will place resources in the Company in the amount of at least (USD)$63 Million.

                        - The restructuring process of Avianca before the U.S. Bankruptcy Court is a legal and valid way to pursue the salvation of the Company in order to prevent major damages that would affect not only pensioners, but also employees of the Company.

                        - CAXDAC is a member of the Creditors Committee and acts as President of the Committee.

                        - According to Colombian Law, CAXDAC, as pension fund manager, assumed the pension obligations of airline companies in exchange for the companies obligation to contribute their payroll taxes.

                        - Colombian Law 860 of 2003 and other applicable regulations have established a term for the airlines to pay the actuarial calculation to the pension fund managers through 2023.

                        - Avianca does not have a direct relationship with the pensioners, as CAXDAC has the obligation to pay their monthly allowances.

                        - By virtue of Colombian law, CAXDAC is the entity in charge of paying pensions to the pensioners; and, in the Municipal Criminal Court's view, it may exercise its rights in the Chapter 11 proceedings.

                        - According to the Plan, CAXDAC's Claims, classified as Class 2 Claims, are unimpaired, and hence CAXDAC's rights will remain unaltered. Therefore, the Court reasoned that the intention of the Plan is to protect such rights and that CAXDAC is in a position to support the Plan to the extent it does not affects it rights and the rights of its affiliates.

                        - There are no legal grounds to demand that the Company secure a guaranty to assure future payment of its pension obligations.

                        - There is no actual threat to the fundamental rights of the Plaintiffs. Avianca, Oceanair, and FNC cannot implement the Reorganization Plan without the approval of the Bankruptcy Court, which has not yet been obtained. Additionally, any number of factors could arise that might jeopardize the implementation of the Plan, which was the near result of the recently averted threatened strike by the pilots.

                        Outcome of Claim: Although Avianca S.A. believes that there are no legal and/or factual grounds ultimately to support the Tutela Plaintiffs' position and hence firmly believes that final outcome of the action should be the complete denial of their demands, no assurance can be given respecting the actual outcome, which remains uncertain. Although the judgment of the Municipal Criminal Court was affirmed on the first appeal by the Tutela Plaintiffs to the Fourth Criminal Court for the Circuit of Bogota, such appellate decision is subject to further appeal to the Colombian Superior Tribunal and also possibly to the Colombian Constitutional Court.

            3.    Colombian Labor Proceedings.

            The following discussion identifies only those labor proceedings that the management of Avianca-SAM, in their reasonable judgment, consider to be material in nature.

                  (a)   Reinstatement Actions for Alleged Unfair Dismissal.

                  There are 158 labor claims in which former employees seek reinstatement plus payment of unpaid salaries and fringe benefits, based on alleged unfair dismissal. All the claims together have an estimated value of approximately USD$ 4,350,000, which in case of an unfavorable decision must be paid in Colombian pesos at the time of final judgment.

                  (b)   Reinstatement Actions for Alleged Dismissals Without
                        Cause.

                  There are 109 labor actions in which the former employees claim for reinstatement due to unfair dismissal when they have more than 8 or 10 years of service; they also claim for payment of salaries and benefits.

                  The Company bases its defenses on the fact that in several of those cases there are grounds for the dismissal because of a serious violation of the employee duties and in other cases, because the labor agreement was terminated by accepting the resignation of the employee. The company expects to be successful in the final result of these cases.

                  In case of an unfavorable decision, the total amount of the claims is estimated to be approximately USD$2,800,000, payable in Colombian Pesos.

      G.    RECENT AND HISTORICAL FINANCIAL RESULTS.

      Set forth in APPENDIX C hereto are the following selected financial data for Avianca S.A. and for Avianca, Inc.:

                  - Avianca-SAM domestic market share month by month for July 2003 to May 2004.

                  - Avianca-SAM international market share month by month for July 2003 to May 2004.

                  - Avianca-SAM operating results (actual/budget) for the period of January - May l 2004.

                  - Avianca-SAM performance indicators for the period of January - May 2004.

                  -     Avianca-SAM costs and expenses discussion.

                  -     Non-operating income and expenses discussion.

                  -     Cash flow for the period of January - May 2004.

      Set forth in APPENDIX D hereto are copies of the audited, consolidated financial statements for Avianca S.A. for the fiscal year 2003 and the six months ended June 30, 2004.

      H.    EFFORTS TO IDENTIFY POTENTIAL INVESTORS AND TO ATTRACT EQUITY
            SPONSORS.

      On October 17, 2003, Avianca's majority, beneficial owners, VB and FNC, entered into an agreement with Avianca in which VB and FNC committed, on behalf of the Company, to undertake the necessary efforts to search for an equity sponsor for Avianca. This agreement did not preclude Avianca or any other interested party from searching for, of suggesting prospective candidates for, equity sponsors for the Company. For their part, VB and FNC retained as investment banker VMS Associates LLC (formerly Violy, Byorum and Partners) to solicit and search for a strategic or financial investor who could be interested in the Avianca restructuring process. From mid 2003 until March 2004, VB and FNC, together with its advisor, solicited and searched among several Latin American airlines as well as within the financial community for a potential equity sponsor who could provide an investment proposal for Avianca.

      Before the Chapter 11 filing and during this period, VB and FNC committed important economic resources and their representatives devoted significant amounts of time in an effort to successfully accomplish the reorganization of Avianca. Among these efforts, VB and FNC deployed qualified personnel and external advisors to carry out a solicitation process proportionate to the magnitude of the transaction. The team formed to undertake this task spent months searching for an appropriate equity sponsor and traveled to different countries to meet with all potential sponsors. Furthermore, they used their local presence in Colombia to facilitate the attainment of Governmental cooperation to prevent any disruption in the process, which could adversely affect the Company. Ensuring that Avianca fully complies with all laws and regulations applicable to the Company under both Colombian and U.S. laws has been a paramount goal of Avianca's beneficial owners.

      As a result of these efforts, two different companies made serious proposals for investments in the Company, which were (i) a firm proposal from Oceanair Linhas Aereas Ltda. ("Oceanair"), with the participation of the Coffee Federation, that is the basis for the Plan and (ii) a non-binding, conditional proposal from Copa Airlines, supported by its affiliate Continental Airlines. The Company's Board carefully considered both proposals, as well as other restructuring options, including a standalone plan of reorganization in which no new investment would be made in the Company. After weeks of negotiations and discussions concerning these alternatives, the Board determined that Oceanair's proposal was the highest and best offer for the Company and its Creditors.

      I.    THE EQUITY SPONSORS.

            1.    The Coffee Federation.

            The Coffee Federation is a private, non-profit organization, founded on June 27, 1927, that brings together all of the approximately 560,000 families of coffee growers of Colombia in a democratic and participative organization. Its main object is to procure the well being of coffee producers and the protection of their incomes through the Fondo Nacional de Cafe (the National Coffee Fund). Today, the Federation is one of the largest rural non-governmental organizations ("NGOs") in the world, with a major income distribution impact in the Colombian rural area. FNC has been internationally recognized for its capacity of creating successful institutional arrangements that permit agricultural producers to profit from the benefits of their collective action. FNC has been an indirect, beneficial owner of Avianca since February 25, 2002. Separately, FNC is also one of the DIP Lenders under the DIP Financing Facility.

            The FNC administers the National Coffee Fund through a contract with the Colombian Government. The programs executed by the FNC try to maximize, stabilize, and transfer most of the income from the sale and exportation of coffee to the coffee growers. Its main political programs are the guarantee of purchase and quality, institutional commercialization, promotion and publicity, stabilization, regulation, investigation, and furnishing technical services to the coffee growers. These public goods and institutional services, which are furnished to the coffee growers free of charge, simultaneously seek to obtain an efficient, sustainable, and competitive coffee culture. Additionally, the FNC has been characterized as being a great and efficient executor of investment in social services and construction of public works for the development of agricultural regions in alliance with Government agencies (national and regional), as well as, national and international NGOs. The Federation has invested through the years in social programs such as healthcare, education, electrification, waterworks, and transportation.

            The Federation's main objective is to buy coffee from the producers at the best price possible taking into account the international market price and a minimum level of margin to guarantee long term sustainability. The FNC buys coffee locally through coffee growers' cooperatives and sells it to the external market. The FNC sells abroad approximately 30 percent of the total national coffee exports, and is the largest coffee exporter in the world. In addition, it supplies the Colombian domestic market and is responsible for managing coffee inventories and controlling quality.

            2.    Oceanair.

            Oceanair is a sociedad limitada (similar to a limited liability company) organized under the laws of Brazil, and it is an Affiliate of Synergy Group Corp. ("Synergy"), a corporation organized under the laws of Niue. In 2001, at the height of the airline industry crisis, Oceanair expanded its air taxi operations in Brazil to serve the country's regional market. Oceanair's strategy is to create a Latin America regional airline. With 14 aircraft, Oceanair is today the leading and fastest growing regional carrier in Brazil with daily flights to and from 32 cities across the country. Figures year to date indicate Oceanair flies an average of 20,000 passengers per month, up 90% from its 2003 average. Oceanair has already begun expanding into the regional market beyond the Brazilian borders and expects to begin operating its first international route in 2004 (Sao Paulo to Santa Cruz de la Sierra, Bolivia).

            3.    Synergy.

            Synergy is a well-diversified conglomerate with interests primarily in the oil and gas industry in Brazil, Ecuador, and Colombia, as well as in the airline industry in Brazil and Ecuador. Synergy offers a comprehensive range of supporting and complementary offerings, including: industrial and non-destructive material testing, medical equipment distribution, engineering and construction of offshore oil and gas platforms (first in its sector in Brazil), onshore oil and gas exploration and production (second largest holder of onshore exploration blocks in Brazil), shipbuilding, offshore construction, power generation and distribution, aerospace, telecom, and airlines.

            In addition to the airline operations of Oceanair, Synergy also operates a regional airline in Ecuador, VIP S.A. Synergy also has maintenance facilities in the State of Rio de Janeiro with the capability of providing engine services on certain aircraft engines.

            Synergy's mission is to continue to grow with a broad international focus across its core businesses. In Colombia, Synergy has been one of the few foreign companies to invest new capital in the country's oil sector in the past 5 years. In less than 12 months, Synergy was able to turn a loss generating oil field into one that produces over 10,000 barrels per day. To further enhance the company's oil and gas production in Colombia, Synergy and its partners plan to invest up to $350 Million in the next three years in the construction of a new oil pipeline.

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

            Synergy's success in turning around its oil field operations in Colombia from an under-managed business into a sustainable on-going concern is not unique. In the past 36 months alone, Synergy has invested $100 Million in under-performing assets in Brazil, Colombia, and Ecuador. In 2003, Synergy generated approximately $19 Million in consolidated EBITDA on consolidated revenues of approximately $220 Million. As a result of its recent investments, Synergy expects in 2004 to generate approximately $67 Million in consolidated EBITDA on consolidated revenues of approximately $340 Million. Synergy has offices in Rio de Janeiro, Sao Paulo, Bogota, Quito, Guayaquil, Houston, and Rotterdam.

            4.    Lack of Public Financial Information.

            Neither Oceanair nor Synergy is a public company or is otherwise required to make public its financial statements or other information concerning its financial condition, and no such information is being made available in this Disclosure Statement. However, neither Oceanair nor Synergy has guaranteed or otherwise undertaken any financial or other obligation in connection with the Reorganized Debtor's performance of its commitments under the Plan, and Oceanair's sole obligation as it relates to the financial ability of the Reorganized Debtor to perform its obligations under the Plan is its obligation to make equity and/or Subordinated Debt investments in the Reorganized Debtor, substantially all of which are secured by a letter of credit. As a result, financial information respecting Oceanair and Synergy would not, in Avianca's view, be helpful in assisting Claimholders to make an informed judgment concerning the Plan. See Section B.3(b)(ii) above - "SUMMARY OF PLAN - Letter of Credit."

      J.    POST-EFFECTIVE DATE MANAGEMENT OF REORGANIZED DEBTORS.

      The Equity Sponsors, through the SPVs, will control the selection of the directors and officers of the Reorganized Debtors after Confirmation of the Plan. To date, the Equity Sponsors have not identified who those individuals will be. Prior to the Confirmation Hearing, the Proponents will disclose the identity and affiliations of all individuals proposed by the Equity Sponsors to serve, after Confirmation of the Plan, as a director or officer of Reorganized Avianca S.A. and of Reorganized Avianca, Inc., as well as the identity of any "Insider" (which as used herein means (i) any director of the Debtor, (ii) any officer of the Debtor, (iii) any person in control of the Debtor, or (iv) any partnership in which the Debtor is a general partner) that will be employed or retained by either Reorganized Debtor, the nature of any compensation for such Insider, and such other information as is required by Section 1129 of the Bankruptcy Code.

            1.    Board of Directors of Reorganized Avianca S.A.

            On and after the Effective Date, the number of directors comprising the Board of Directors of Reorganized Avianca S.A. will be three (3). The initial Board of Directors of Reorganized Avianca will consist of one (1) director nominated by the Coffee Federation and two (2) directors nominated by Oceanair. If a vacancy among the initial members of the Board of Directors of Reorganized Avianca S.A. arises, such vacancy will be filled in accordance with the Settlors Agreement (as defined in the Investment Agreement) and the Avianca S.A. Restated Bylaws.

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

            2.    Officers of Reorganized Avianca S.A.

            The corporate officers of Avianca S.A. will serve as the initial officers of Reorganized Avianca S.A. as of the Effective Date. The selection of officers of Reorganized Avianca S.A. from and after the Effective Date will be as provided in the Restated Avianca S.A. Bylaws.

            3.    Board of Directors of Reorganized Avianca, Inc.

            On and after the Effective Date, the number of directors comprising the Board of Directors of Avianca, Inc. shall remain at 3 members. The initial Board of Directors of Avianca, Inc. will consist of the Board of Directors of Avianca, Inc. on the day immediately prior to the Effective Date. If a vacancy among the initial members of the Board of Directors of Avianca, Inc. arises, such vacancy shall be filled in accordance with the Avianca, Inc. Restated Certificate of Incorporation and the Avianca, Inc. Bylaws.

            4.    Officers of Reorganized Avianca, Inc.

            The corporate officers of Avianca, Inc. will continue to serve as the initial officers of Reorganized Avianca, Inc. as of the Effective Date. The selection of officers of Avianca, Inc. from and after the Effective Date shall be as provided in Avianca, Inc.'s Restated Certificate of Incorporation and the Avianca, Inc. Bylaws.

IV.   THE CHAPTER 11 CASE.

      A.    EVENTS LEADING UP TO THE CHAPTER 11 CASE.

      In December 1999, Avianca S.A., like virtually all other commercial airlines operating in Colombia, was confronting serious financial and operational difficulties: fuel prices increased 150% between 1999 and 2001; and Colombia experienced a dramatic currency devaluation as against the U.S. dollar of 22% in 1999, followed by an additional devaluation of 14% in 2000. These devaluations had a particularly adverse impact on Avianca because only 40% of its revenues, but 60% of its costs were U.S. dollar denominated. Additionally, Avianca-SAM lost nine planes it had been leasing from British Aerospace in the fourth quarter of 1999, which reduced Avianca-SAM's domestic market share from 52.6% in October of 1999 to 45.5% in December of 1999.

      In response to these circumstances, Avianca, with the assistance of its legal and financial advisors, commenced negotiations with its principal aircraft lessors and lenders. Interim accommodation agreements were concluded in September of 2000.

      However, even with the voluntary concessions given by its principal aircraft lessors and lenders, Avianca still found that its revenues were not sufficient to support its cost structure. Avianca's management concluded that the Company needed to further restructure its outstanding financial obligations and also to address various operational issues if it was going to achieve profitable operations. As a result, Avianca initiated a number of measures designed to cut costs and to enhance revenues.

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

      In the first part of 2001, Avianca entered into formal restructurings of its relationships with its principal lessors and lenders, with the important exception of the holders (the "Noteholders") of notes (the "Notes") issued through The Bank of New York, as trustee ("BNY"), under the Master Trust Agreement, dated December 23, 1997 (the "Master Trust Agreement"), between BNY and Avianca. These Notes were secured by all of Avianca's U.S. receivables arising out of payments made in U.S. dollars on credit cards and through a clearinghouse (Airlines Reporting Corporation) on account of tickets for travel to and from the United States (the "U.S. Receivables"), which are paid directly to BNY under the terms of the Master Trust Agreement.

      On December 19, 2001, in an effort to address its operational difficulties, the principal, beneficial shareholders of Avianca entered into an "integration" with shareholders of Aces, another Colombian commercial airline, forming Alianza Summa. See Section III.B.2 above --"The Company - Description of the Airline Industry / Avianca's Position in the Marketplace - Alianza Summa and Liquidation of Aces."

      During the period from 2000 to 2002, Valores Bavaria made additional capital contributions and other equity investments in Avianca aggregating over $259,268,000, of which approximately $140,000,000 was, in turn, used by Avianca to make a loan back to Valores Bavaria S.A. in exchange for an instrument that was placed in trust for the satisfaction of Avianca's and SAM's pension obligations to their respective non-flight crew employees and former employees. Nevertheless, these additional capital infusions were insufficient to overcome the difficulties that continued to confront Avianca.

      The terrorist attacks on the United States, which took place on September 11, 2001, devastated the airline industry. Passenger traffic in the aggregate international market decreased between 20 to 30% and insurance costs increased by a staggering 450%. Avianca's revenues suffered severely following that day, and it found itself unable to meet its financial obligations, even as restructured over the preceding several years. This situation was aggravated by the Venezuelan instability, exchange controls imposed by the Venezuelan Government, and deeper market reductions in the first quarter of 2003 as a consequence of the war threats among other factors.

      A 31% Colombian peso devaluation between April 2002 and March 2003, unprecedented high oil prices (making aviation fuel costs in U.S. dollars 80% greater in March of 2003 than in March of 2002), new visa requirements for Colombian citizens, and high aircraft leasing rates in Colombia, compared to the rest of the global market, generated additional significant jeopardy to Avianca's continued viability.

      With respect to Avianca's obligations to the Noteholders pursuant to the Master Trust Agreement, under which Avianca has been in default since the fall of 2000 by reason of its non-compliance with the financial covenants, Avianca was able to obtain only intermittent temporary waivers of the default. The Noteholders had been, since the fall of 2000, from time to time exercising their right, on account of the default that had existed since 2000, to direct BNY to withhold from Avianca all payments made on Avianca's U.S. Receivables paid or to be paid, notwithstanding the following facts: Avianca had never missed a payment on the Notes; the payment on the Notes scheduled for March 21, 2003, had been prepaid; Avianca had at that time prepaid the Notes by the aggregate amount of approximately $17,000,000 (leaving a balance remaining of approximately $20,500,000 out of an original principal amount of $75,000,000); and

Avianca's U.S. Receivables were at that time projected to remain, for each quarter through the maturity of the Notes, at a level at least three times the amount of the quarterly payment that next comes due on the Notes.

      In March 2003, in addition to its default under the Master Trust Agreement, Avianca was also in default under every one of its aircraft leases, and Avianca had begun receiving from lessors notices of default and demands for possession of aircraft, which Avianca had no realistic out-of-court prospects to resist. As a result, Avianca determined that while it had exhausted its opportunities to achieve a successful restructuring outside the protection of an appropriate judicial or administrative proceeding, it had a reasonably good likelihood of achieving a successful restructuring under the Bankruptcy Code, which would produce better results for its creditors than would a liquidation of its assets.

      B.    DETERMINATION TO SEEK RELIEF UNDER CHAPTER 11.

      In and for many years before March 2003, Avianca had assets located in the United States and had an office on Fifth Avenue in New York City. At that time the Noteholders, BNY and Avianca's principal lessors were located in, or were subject to the jurisdiction of, the United States. Most of Avianca's lease agreements and the Master Trust Agreement and the other documents related thereto were governed by the laws of the State of New York (except that the nature and extent of Avianca's and BNY's interest in the U.S. Receivables are governed by the laws of the Republic of Colombia) and were negotiated and were in many cases performed in the United States. The provisions of several of Avianca's leases and contracts, including the Master Trust Agreement, required that Avianca submit to the jurisdiction of the state and federal courts located in New York.

      While Avianca was, and continues to be, eligible to be a debtor under Colombian Law 550 (a law in some ways similar to chapter 11 of the Bankruptcy
Code), it was not certain whether a filing under that law would adequately protect Avianca from legal action in the United States against it by its U.S. lessors and creditors. It was likewise not certain whether an ancillary proceeding under the Bankruptcy Code, in conjunction with a proceeding under Law 550, would necessarily provide the protection of chapter 11 which was determined by Avianca's management to be needed for Avianca to have a reasonable likelihood of achieving an effective reorganization, owing to procedural and substantive differences between chapter 11 and Law 550.

      By contrast, Avianca, Inc., by virtue of its being a New York corporation and having assets and a place of business in the United States, and Avianca S.A., by virtue of its having assets and a place of business in the United States, were eligible to be debtors under the Bankruptcy Code and believed that their efforts to reorganize would be enhanced by a variety of procedural and substantive features of the Bankruptcy Code. Among those features were the automatic stay of collection and repossession actions by all aircraft lessors (not only those with significant contacts to Colombia), a moratorium on aircraft lease payments for a 60 day period commencing on the date of the petition commencing the Case, the right to reject any burdensome lease (unless the lessor were willing to negotiate new terms acceptable to the Debtors), and the potential of avoiding the postpetition effect of its transfer to BNY for the benefit of the Noteholders of its interest in the U.S. Receivables.

      Recognizing that Avianca S.A. could expect to confront resistance to the jurisdiction of the United States Bankruptcy Court by certain creditors located in Colombia (just as U.S. domestic airlines and other chapter 11 debtors confront resistance from foreign creditors), Avianca had reason to believe that it would be able to manage its Colombian creditors largely in a manner consistent with its obligations under the Bankruptcy Code, but otherwise, under special circumstances, would be required to seek extraordinary relief from the Court (in the manner that U.S. domestic airlines and other chapter 11 debtors seek relief in order to accommodate foreign creditors not subject to U.S. jurisdiction). Avianca S.A. also reserved the right, should it at a later date require protection from its Colombian creditors, to take advantage of the benefits of Law 550.

      As a result of the foregoing, the boards of directors of Avianca S.A. and Avianca, Inc. authorized the Debtors to commence the Case under chapter 11 of the Bankruptcy Code, and the Debtors filed petitions commencing the Case on March 21, 2003, in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

      C. CONTINUATION OF BUSINESS AND STAY OF LITIGATION AND OTHER COLLECTION ACTIONS.

      In accordance with the provisions of the Bankruptcy Code, upon the filing on the Petition Date of the petitions commencing the Case, the Debtors became debtors in possession in their chapter 11 Case and remained in possession of their business and assets. As such, Avianca continued following the Petition Date and continues at the present time to operate its business in the ordinary course. As authorized by the Bankruptcy Code, the Debtors have since the Petition Date used, sold and leased their property and assets and have engaged in transactions, without seeking the approval of the Bankruptcy Court, in the ordinary course of business, and, in certain circumstances, they have sought and obtained the approval of the Bankruptcy Court to engage in transactions which were, or may have been, outside the ordinary course of its business. See Section IV.D. below - "The Chapter 11 Case-Significant Proceedings in the Bankruptcy Case."

      The filing of the petitions operated, pursuant to the provisions of the Bankruptcy Code, as a stay, in general, of, among other actions, (a) the commencement or continuation of any judicial, administrative or other legal proceeding against either Debtor to recover a claim against the Debtor that arose before the commencement of the Case, (b) the enforcement against either Debtor or the property of either Debtor of a judgment obtained before the commencement of the Case, (c) any act to obtain possession of property, including aircraft, engines or other equipment, from either Debtor, (d) any act to create, perfect or enforce against the property of either Debtor of any lien,
(e) any act to collect, assess or recover a claim against either Debtor that arose before the commencement of the Case; or (f) the setoff of any debt owing to a Debtor that arose before the commencement of the Case against any claim against the Debtor.

      Avianca has been able to operate its business in the ordinary course since the Petition Date, in part owing to the imposition of the automatic stay discussed above. For example, notwithstanding the defaults that existed immediately before the Petition Date under each of Avianca S.A.'s aircraft leases, no aircraft lessor took action or attempted to take action to repossess a leased aircraft. Rather, except with respect to aircraft that Avianca leased pursuant to a lease that Avianca rejected pursuant to the provisions of the Bankruptcy Code, each lessor of aircraft to Avianca reached a mutually acceptable agreement with Avianca providing for Avianca to retain the aircraft during the Case, in each case at a rental rate equal to or lower than the rate in effect on the

Petition Date. See Section IV.D.10 below - "The Chapter 11 Case-Significant Proceedings In The Bankruptcy Case - The Approval Of Renegotiated Aircraft Leases."

      Notwithstanding the provisions of the Bankruptcy Code, however, Avianca recognized that its ability to effect compliance with the automatic stay by creditors outside the jurisdiction of the United States, particularly creditors located in Colombia, could depend largely on Avianca's ability to persuade such creditors that compliance, even voluntarily, with the constraints imposed by the automatic stay would produce the best chance for Avianca to achieve a successful reorganization and, consequently, the optimal recovery on the part of all creditors, including those located outside the jurisdiction of the United States. Avianca's success in achieving compliance by private creditors located in Colombia has been largely, but not entirely, successful. As of February, 2004, creditors located in Colombia had, notwithstanding the automatic stay and Avianca's efforts to encourage voluntary forbearance, been successful in attaching assets of Avianca S.A., specifically bank accounts, having balances totaling no more than approximately $915,923. Avianca estimates that after February, 2004, and on or before the Effective Date of the Plan, if the Plan is confirmed, no more than an additional $70,000 in assets of Avianca S.A. are in jeopardy of being attached or otherwise seized to satisfy prepetition claims against the Debtors.

      D.    SIGNIFICANT PROCEEDINGS IN THE BANKRUPTCY CASE.

            1.    First Day Orders.

            On the Petition Date, Avianca filed several "first day" motions seeking Bankruptcy Court authorization to pay certain essential prepetition obligations, including obligations to pay outside mechanics and repairmen, foreign vendors (excluding, with limited exceptions, vendors located in Colombia), wages, salaries, employee benefit contributions and employee deductions owing to or for the benefit of employees, other airlines with which the Debtors had interline relationships, travel agents, clearinghouses, tour service providers, other parties to commercial agreements with the Company, fuel suppliers, in-to plane service companies, bank charges owing to banks and other essential suppliers. Avianca also filed "first day" motions seeking authority to honor its obligations to prepetition ticket holders and other parties with which Avianca had barter arrangements.

            The Bankruptcy Court granted interim relief from time to time and ultimately final relief granting the Company's "first day" motions to the extent necessary to enable the Company to continue its operations without interruption, to maintain the loyalty and confidence of its employees, vendors and the traveling public, and to prevent the adverse effects to Avianca's ability to reorganize that could otherwise have resulted from actions against the Company by creditors beyond the jurisdiction of the Bankruptcy Court.

            2.    Appointment of Professionals to Represent or Assist the
                  Debtors.

            During the course of the Case, Avianca requested and received Bankruptcy Court authority pursuant to section 327 of the Bankruptcy Code to employ certain professionals. Those professionals and the general scope of their employment is as follows:

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

                  (a) SMITH, GAMBRELL & RUSSELL, LLP - U.S. Bankruptcy counsel for Avianca, performing legal services necessary to the Debtors' reorganization, including, but not limited to, institution and prosecution of legal proceedings, advice regarding debt restructuring and general legal advice and assistance related to the Debtors' chapter 11 cases, all of which are necessary to the proper preservation and administration of their bankruptcy estates; employment approved by interim order entered on March 26, 2003 and by final order entered on April 25, 2003;

                  (b) ANDERSON KILL & OLICK, P.C. - Local bankruptcy co-counsel for Avianca, performing as local counsel legal services necessary to the Debtors' reorganization, including, but not limited to, institution and prosecution of legal proceedings, advice regarding debt restructuring and general legal advice and assistance related to the Debtors' chapter 11 cases, all of which are necessary to the proper preservation and administration of their bankruptcy estates; employment approved by interim order entered on March 26, 2003 and by final order entered on April 25, 2003;

                  (c) BAIN & COMPANY - Restructuring financial advisors to Avianca. Bain & Company provided ongoing advice and consulting regarding fleet and network redesign, identification and prioritization of operational improvement opportunities, detailed turnaround budgeting and planning, competitive strategy and organizational effectiveness, overhead cost reduction, and distribution strategy and cost reduction related thereto; employment approved by order entered on September 4, 2003;

                  (d) SEABURY TRANSPORTATION ADVISORS, LLC AND SEABURY ADVISORS, LLC - Restructuring financial advisors to Avianca. Seabury Transportation Advisors, LLC and Seabury Advisors, LLC provided ongoing assistance in the development of a plan for the restructuring of debts, including restructuring lease obligations and existing debt obligations to lessors, reviewed and provided recommendations regarding development and implementation of a business plan and capital structure, assisted with debt and/or equity raising, provided advice on short-term cash management and liquidity issues, assisted with the financial restructuring plan, and provided other financial advisory and investment banking services in connection with the contemplated financial restructuring of Avianca; engagement approved by order entered on June 19, 2003;

                  (e) DONLIN, RECANO & CO, INC. - Official Claims and Noticing Agent, engaged to assist Avianca by providing notices to parties in title 11 cases and receiving, docketing, recording, maintaining, photocopying, transmitting, and otherwise administering proofs of claim filed in the cases; employment approved by order entered on May 15, 2003;

                  (e) ORDINARY COURSE PROFESSIONALS - Avianca sought and obtained permission to retain certain professionals that Avianca utilized in the ordinary course of their businesses. The order, entered on July 25, 2003 and amended on July 16, 2004, approving the retention of ordinary course professionals required that prior to payment being made to any of the ordinary course professionals, Avianca must provide to the Committee certain information regarding matters upon which each professional is to be employed and obtain Committee approval regarding each ordinary course professional. The services provided by ordinary course professionals retained in this Case generally consisted of (i) legal services and advice related to labor law, civil litigation, criminal law, tax law, human resources law, customs law, environmental law, acquisition of permits and aircraft acquisition/leasing and (ii) consulting services related to cost reduction initiatives, actuarial services and accounting services; and

                  (f) SUESCUN & DE BRIGARD - Colombian counsel for Avianca, performing legal services necessary to the Debtors' reorganization, including, but not limited to, institution and prosecution of Colombian legal proceedings, advice regarding debt restructuring and general legal advice and assistance related to this Case, all of which are necessary to the proper preservation and administration of Avianca's bankruptcy estates; employment approved by final order entered in June, 2004.

            3.    The DIP Financing Facility.

            On March 26, 2003, the Bankruptcy Court authorized Avianca on an interim basis to borrow up to $18.5 Million in the form of a revolving line of credit, evidenced by that certain Debtor in Possession Financing Agreement dated March 26, 2003 (the "DIP Financing Facility"). The lenders that provided the DIP Financing Facility were Valores Bavaria, PrimeOther Ltda., a company organized under the laws of the Republic of Colombia, an Affiliate of Valores Bavaria and successor to Inversiones Fenicia S.A. (collectively, "Bavaria"), and the Coffee Federation (Bavaria and the Coffee Federation, collectively, are herein called the "DIP Lenders"). The DIP Financing Facility was fully funded by the DIP Lenders with Valores Bavaria providing $13.5 Million and the Coffee Federation providing $5.0 Million. A final order authorizing the DIP Financing Facility was entered on June 13, 2003. The maturity date of the DIP Financing has been extended several times. Currently the maturity date is January 31, 2005, subject, however, to earlier maturity under the following circumstances: the earlier to occur of (i) thirty (30) calendar days after Avianca files any amendment to the Plan it filed with the Bankruptcy Court on July 16, 2004, which conformed to the terms set forth in the Investment Agreement (a "Conforming Plan") if the amendment results in the Plan becoming a non-Conforming Plan, (ii) thirty (30) calendar days after Avianca files any other Plan of Reorganization that is not a Conforming Plan, (iii) thirty (30) calendar days after withdrawal of a Conforming Plan, (iv) thirty (30) calendar days after Avianca files any amendment to a Conforming Plan that does not comply with the terms set forth in the Investment Agreement, or (v) the denial of Confirmation of the Conforming Plan by the Bankruptcy Court.

            The DIP Financing Facility is secured by a partial assignment of the proceeds of the letter of credit securing Oceanair's obligations to perform under the Investment Agreement. In addition, all obligations under the DIP Financing Facility have administrative expense priority pursuant to Section 364(c)(1) of the Bankruptcy Code over any and all administrative expenses of Avianca of the kinds specified in Sections 503(b) and 507(b) of the Bankruptcy Code. The entire principal amount of the DIP Financing Facility is payable at maturity and interest is payable

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

monthly at a floating rate equal to the LIBOR Index Rate (defined as, the rate of interest reported in the "Money Rates" section of The Wall Street Journal on such day as the six month "London Interbank Offered Rate (LIBOR)", or, if such information is not published on such day, then the immediately preceding date of publication) plus seven percent (7.0%) per annum. The Claims of the DIP Lenders pursuant to the DIP Financing Facility are subject to a carve out in an aggregate amount not to exceed $350,000 for fees and expenses of professionals retained in these cases by Avianca, and reasonable fees and expenses of a trustee under section 726(b) of the Bankruptcy Code. In addition, all claims for the unpaid fees of the United States Trustee or the Clerk of the Court payable pursuant to 28 U.S.C. Section 1930(a) shall have priority over the Claims of the DIP Lenders under the DIP Financing Facility.

            Under the Plan of Reorganization, the Coffee Federation will acquire all VB's rights in the DIP Financing Facility for the sum of $(USD)6,500,000 and will convert the entire principal amount of the Debtors' DIP Financing Facility, i.e., $(USD)18,500,000, into approximately 25% of the beneficial ownership of the stock of Reorganized Avianca S.A.

            4.    Appointment of Creditors' Committee.

            On March 28, 2003, the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Committee"). With the approval of the Bankruptcy Court, the Committee engaged the law firm of Greenberg Traurig LLP to represent it in the Case and the firms of Ernst & Young LLP and Ernst & Young Corporate Finance to represent and perform services for the Committee and the law firm of Zueleta Suarez Araque & Jaramillo as Colombian special counsel to the Committee (all of such firms, collectively, the "Committee's Advisors"). The Committee is composed of the following seven members: Caja de Auxilios y Prestaciones de la Asociacion Colombiana de Aviadores Civiles ("CAXDAC"), the Asociacion Colombiana de Aviadores Civiles ("ACDAC" or the "Pilots' Union"), debis AirFinance B.V., Pegasus Aviation Inc., Banco de Bogota-Colombia, United Aerospace Corporation, Inc. and Monumental Life Insurance Company, a Noteholder. From its inception, the representative of CAXDAC has served as the Committee's chairman.

            Since its appointment and the engagement of the Committee's Advisors, the Committee and its Advisors have been active in the Case. In performing its duties and responsibilities under the Bankruptcy Code, the Committee has met regularly to conduct its business, has directed its Advisors to conduct such investigations as it has deemed appropriate, has considered each motion presented by the Debtors for consideration by the Bankruptcy Court and taken such positions with respect to the motions as it has deemed appropriate and has appeared, through its attorneys, at the hearing on each motion to advocate the position of the Committee. In many cases, the Debtors took the Committee's concerns and positions into account either before or after filing their motions and modified the relief being requested to accommodate the Committee's concerns. Selected members of Avianca's management and its Advisors met or spoke periodically with the Committee, Avianca's Advisors met or spoke frequently with the Committee's Advisors, and the Committee's Advisors from time to time met with individual representatives and employees of the Debtors in order better to understand Avianca's business, intentions, and prospects.

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

            5.    The Motion to Dismiss.

            On April 11, 2003 Pegasus Aviation, Inc. filed an Emergency Motion to Dismiss the Debtors' Chapter 11 cases and a few days later Ansett Worldwide filed a similar motion These motions to dismiss were joined by United Aerospace, Inc. and a few other smaller creditors. The Bankruptcy Court held an evidentiary hearing on May 8, 2003 to consider the issues raised in the motions to dismiss. In addition to the Debtors, the Committee, Dresdner Kleinwort Wasserstein Limited and debis AirFinance, B.V. filed papers opposing the motions and appeared at the hearing to argue against the dismissal of the cases.

            Both Ansett and Pegasus alleged, inter alia, that the Debtors' bankruptcy cases should be dismissed because the Debtors engaged in forum shopping in order to prejudice U.S. creditors and that the cases were filed in bad faith. The movants also alleged that a plan of reorganization could not be effected in the bankruptcy cases and that the proper forum for the Debtors' reorganization is Colombia. The Debtors and other opposing parties argued that the Debtors could not effectively reorganize under Colombian law and that the majority of the Debtors' largest creditors are subject to the Bankruptcy Court's jurisdiction.

            After the hearing and prior to the Bankruptcy Court's decision on the motions to dismiss, both Pegasus and Ansett withdrew their motions. However, the creditors that joined the motions, including United Aerospace, declined to withdraw their joinders to the motions, and on December 23, 2003, United States Bankruptcy Judge Allan L. Gropper entered his order denying the motions to dismiss. In re Aerovias Nacionales de Colombia S.A. Avianca and Avianca, Inc., 303 B.R. 1 (Bankr. S.D. N.Y. 2003).

            6.    The DIAN Motions.

            On June 19, 2003, the Bankruptcy Court approved an agreement between the Colombian National Tax and Customs Agency ("DIAN") and the Debtors authorizing the payment of certain tax obligations of the Debtors to DIAN (the "DIAN Motion"). As of the Petition Date, the total outstanding indebtedness of Avianca S.A. owing to DIAN was in the total amount of approximately $8,082,918.00. Under the agreement approved by the Court, all such indebtedness to DIAN was secured by liens on certain real property. The Company subsequently satisfied in full all such indebtedness to DIAN, and DIAN has agreed to release its liens on the real property collateral.

            7.    The CAXDAC Motion.

            On June 19, 2003, the Bankruptcy Court approved an agreement between CAXDAC and the Debtors. CAXDAC is a private-sector welfare institution organized under Colombian law as a Pension Fund Manager operating in the Mutual Assistance Regime with Medium Premium and Defined Benefit in relation to the Colombian Civil Aviators' Pension Regime. As an airline company that employs civil aviators who benefit under the Special Transitional Regime, Avianca S.A. is required to contribute to a common fund managed by CAXDAC from which CAXDAC draws the money to make monthly pension payments to eligible civil aviators (the "Common Fund"). The amount and timing of payments which Avianca S.A. and other Colombian airlines are required to contribute to the Common Fund each year are currently prescribed in Colombian law.

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

Under the agreement approved by the Court, Avianca agreed to pay its required contribution, with interest on the unpaid balance thereof at the rate legally prescribed by Colombian law (which is a variable interest rate, and as of May 15, 2003, was 26.58% per annum), in eight (8) equal monthly installments, each in the approximate amount of 3,100,000,000 Colombian pesos, with the first installment being due and payable upon approval of the settlement by the Court, and succeeding installments being due and payable on June 30, 2003, and the 30th day of each month thereafter through and including December 30, 2003. Avianca has made the payments to CAXDAC as required by the agreement approved by the Court.

            On March 9, 2004, the Court entered an order authorizing but not requiring the Debtors to make certain monthly contributions to the Common Fund for 2004, subject to adjustment and subject to the right of the Committee to contest the calculation of amounts owed.

            8.    The ExxonMobil Motion.

            ExxonMobil is the exclusive jet fuel supplier to Avianca at the following locations: Bogota; Cali; Cartagena; and Barranquilla, and the only entity in Colombia that can supply Avianca with one hundred percent (100%) of its aviation jet fuel requirements. As of the Petition Date, Avianca owed ExxonMobil $5,580,958.62 for fuel and other services delivered prior to the Petition Date and not yet paid for. In order to avoid the adverse circumstance of not having available sufficient jet fuel to continue its operations in the ordinary course, Avianca, with the support of the Committee, negotiated an assumption of its contract with ExxonMobil which provided for the cure of existing pre-petition monetary defaults by payment of an administrative claim equal to $4,900,000.00 of the $5,580,958.62 owed prior the Petition Date, payable over a 20 month period. In addition to the reduction of the claim, ExxonMobil committed to meet Avianca's needs for a three year period at discounted prices and agreed to waive any reclamation claims it may have had against Avianca. The Bankruptcy Court approved the settlement pursuant to its order dated September 9, 2003.

            9.    The Aerocivil Motion.

            On October 10, 2003, the Bankruptcy Court approved a settlement agreement between Unidad Administrativa Especial de Aeronautica Civil ("Aerocivil") and the Debtors. Aerocivil is responsible for administration of most of the Colombian airports and regulating the operations of domestic and international air carriers, including Avianca S.A., which operate in the Republic of Colombia. Among other duties, Aerocivil is responsible for approval of flight plans, schedule changes, collection from airlines of landing fees, gate rents and other airport facility rents and collection from airlines of stamp taxes on international travelers and other passenger fees collected on Aerocivil's behalf by airlines. Aerocivil is not permitted by Colombian law to approve changes in flight schedules when the airline in question is in default in payment or turnover of fees.

            On the Petition Date, Avianca S.A. owed Aerocivil on account of fees, rents, stamp taxes, passenger fees, and other taxes and charges, including interest thereon, a total amount equivalent in U.S. dollars to approximately $4,193,089.00. Under the settlement approved by the Court, Avianca paid a deposit to Aerocivil of a sum equivalent to $1,052,066, which sum is to be applied to the trust fund obligations arising out of the Debtors' collection of fees payable to Aerocivil. Remaining payments of principal and interest are to be paid in monthly installments

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

commencing on September 1, 2004. Avianca's obligation to repay the Aerocivil Claim is further secured by granting Aerocivil a security interest, valid under Colombian law, in certain aviation materials, components and aircraft spare parts.

            10.   The Small Creditor Motion.

            On June 4, 2003, the Bankruptcy Court entered its order authorizing, but not directing, Avianca to pay prepetition claims to certain creditors holding unsecured claims in amounts not exceeding (USD)$7,000 (the "Nominal Creditors"). As of the Petition Date, the Nominal Creditors totaled one thousand and seventy-five (1,075) holding claims ranging in amount from $1.00 to $6,892.00, with aggregate claims of $1,214,174.00. The majority of the Nominal Creditors held claims of less than $1,000 each and many were essential to Avianca's operations. Moreover, administering such claims through the plan confirmation process would have required the estate to incur unnecessary costs and expenses that would have been disproportionately large in relation to the amount of the claims asserted. As of July 15, 2004, Avianca had paid a total of $1,126,944 to the Nominal Creditors.

            11.   Ecopetrol Financing Motion.

            On March 19, 2004, Avianca S.A. filed its Motion for an Order Authorizing Avianca S.A. to Incur Post-Petition Secured Indebtedness and to Modify the Automatic Stay and Request for Interim Relief seeking Court authorization for Avianca S.A. to obtain credit on a collateralized basis from Ecopetrol S.A., a state owned company organized under the laws of the Republic of Colombia ("Ecopetrol"). Ecopetrol sells fuel to wholesalers who, in turn, sell to the airlines. Ecopetrol was directed by the Colombian Government pursuant to the CONPES Document 3232 dated July 21, 2003 to provide sixty (60) day financing terms for the purchase of fuel to the Colombian Airlines. Ecopetrol has agreed with Avianca S.A. to grant a financing facility for the purchase of jet fuel in Colombia for use on international flights. The agreement contemplates that Ecopetrol will provide a financing facility in an initial aggregate amount of up to (COL)$6,200,000,000 which is equivalent to
(USD)$2,339,580 (the "Initial Loan Amount") based on an exchange rate of
(USD)$1.00 = $2,650.00 Colombian Pesos (the financing is in Colombian Pesos and the figure expressed herein is subject to change depending on the fluctuation in the exchange rate). Avianca S.A. and Ecopetrol contemplate that the Initial Loan Amount may increase to finance additional fuel purchases required by Avianca S.A. and that in conjunction therewith Avianca S.A. may, with the consent of the Committee, provide additional collateral. The collateral for the Initial Loan Amount consists of certain credit card receivables and cargo credits. The term of the loan is for one year after which time Avianca S.A. will retire the principal indebtedness over a two month period. A hearing on the Ecopetrol Motion was held on March 31, 2004 and Avianca S.A. obtained authorization to go forward with the financing on an interim basis at that time. A final hearing on the Ecopetrol Motion has not yet been set.

            12.   Severance Motion.

            As a result of the Debtors' operational restructuring, optimization of administrative and operational processes, reduction in the fleet and modification in their network systems, the Debtors required a reduction in personnel to reduce its infrastructure size to one comparable to its industry peers, increase productivity levels and achieve an overall competitive cost structure. On

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

April 16, 2004, the Debtors' filed a motion (the "Severance Motion"), which sought the authority to implement the first phase of the reduction in personnel that included the reduction of 202 employees (the "Terminated Employees"). Colombian law requires that employees who are terminated receive payment of a minimum severance.

            In the Severance Motion, the Debtors requested that the Bankruptcy Court approve the implementation of the first phase of the severance plan allowing the Debtors to pay no more than $3,330,685.58 in benefits to the Terminated Employees which will result in a reduction of 202 employees. The matter came on for hearing on April 27, 2004, at which time the Bankruptcy Court approved the relief sought in the Severance Motion.

            13.   Cash Management Order.

            On March 21, 2004, the Bankruptcy Court entered the First Interim Order Authorizing Maintenance of Cash Management Systems, Continued Use of Certain Existing Bank Accounts and Use of Certain Business Forms, which authorized the Debtors to maintain their existing cash management systems and prohibited the financial institutions from exercising setoff or otherwise exercising control over funds of the Debtors. Multiple additional interim orders were entered and after final a hearing held on June 4, 2003, the Bankruptcy Court entered a Final Order. Pursuant to multiple Bankruptcy Court orders, the Debtors' authority to maintain their Cash Management Systems and to Use Certain Existing Bank Accounts and Business forms has been extended through September 30, 2004.

            14.   Insurance.

            On October 30, 2003, the Bankruptcy Court entered an order (the "Insurance Order") authorizing the Debtors to pay certain prepetition obligations to American Insurance Group as lead reinsurer, La Previsora S.A. Compania de Seguros as lead insurer ("Previsora"), AON as reinsurance broker ("AON"), and various other insurance companies (collectively with AIG, Previsora and AON, the "Insurers") providing insurance under an Airline Hull (including Spares and Equipment) Liability and Personal Accident Insurance policy dated November 18, 2002 to November 17, 2003 and the Employer Legal Liability Policy (collectively, the "Insurance Policy").

            The Insurance Policy provided the Debtors and certain other affiliated companies insurance coverage against damage to the Debtors' aircraft and against liability for injuries occurring in the operation of the aircraft. The premium that was due under the Insurance Policy is known in the insurance market as a "Deposit Premium" which means that at the end of the policy period the premium is adjusted based on the actual usage of the aircraft and passengers flown during the policy period. The total amount due to the Insurers was $1,736,418 for insurance provided from November 2001 through 2002 based on the adjustments made pursuant to the terms of the insurance policy in place for that time period. The Bankruptcy Court conditioned its authorization to make such payments to the Insurers upon their rescission of a notice of cancellation that they had previously issued and also upon the Debtors and the Insurers reaching agreement on satisfactory post-petition insurance coverage. The Insurers met each condition and the payment was made.

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

            15.   Proceedings Related to Aircraft Leases.

            Since the Petition Date, the Debtor has entered into various stipulations and agreements with each of their major aircraft and aircraft engine lessors. The Bankruptcy Court entered orders approving stipulations with
(i) GE Capital Aviation Services, Inc. on April 14, 2003 as modified by order dated February 23, 2004; (ii) debis Airfinance, Inc. on May 23, 2003; Ansett World on June 2, 2003; (iii) Pegasus Aviation, Inc. on May 30, 2003 and September 18, 2003 respectively; and (iv) CIT Aerospace through C.I.T. Leasing Corporation on September 16, 2003. In most instances, the Debtor successfully restructured its aircraft and engine obligations with the various lessors.

            The Debtor's restructured aircraft and engine obligations substantially reduced the financing costs of their current fleet and brought such costs in line with current market rates for the aircraft and engines in their fleet. The Debtor continues to negotiate agreements with its aircraft and engine lessors over the future disposition or use of such aircraft and engines, and the appropriate economic terms of such disposition or use. The Debtor anticipates further reduction in the financing costs of its fleet based upon current proposals from its lessors.

            In addition to the restructuring of the Debtor's aircraft and engine obligations, the Debtor rejected certain aircraft and engine leases that, in the Debtor's reasoned business judgment, were not necessary to the Debtor's effective reorganization or that were not otherwise in line with the current market rates.

            16.   The Master Trust Notes Litigation with BNY.

            The Master Trust Agreement between Avianca and BNY (see Section IV.A. above--"THE CHAPTER 11 CASE, Events Leading Up To The Chapter 11 Case") and various other agreements, instruments and documents evidencing, securing or otherwise relating to the Notes (the "Transaction Documents"), provided for the conveyance by Avianca of its U.S. credit card receivables, i.e., accounts receivable arising from the use of credit cards which are settled in U.S. dollars ("US Receivables"), to the Trust created under the Master Trust Agreement and for BNY to reconvey to Avianca the US Receivables upon the payment in full of the Notes. The Transaction Documents further provided that until the reconveyance of the US Receivables to Avianca, all payments on US Receivables were to be made directly to BNY and BNY was to use a portion of the Trust's collections on the US Receivables to make the payments on the Notes.

            In order to preserve the post-petition US Receivables for the benefit of the estate and, on an immediate basis, to prevent BNY from transferring any of the collections on the US Receivables to the Noteholders for application to the Notes, Avianca commenced an adversary proceeding against BNY on the Petition Date (and later added the Noteholders as parties thereto), seeking a declaration that the US Receivables were property of the estate and requesting injunctive relief prohibiting BNY from transferring any of the collections on the US Receivables to the Noteholders without further order of the Bankruptcy Court. Avianca simultaneously filed a motion to approve its rejection, effective on the Petition Date, of the Transaction Documents as an "Executory Contract" (as defined herein) As used herein, "Executory Contract" means a contract under which the obligations of both the Debtor and the other party to the contract are so far

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

unperformed that the failure of either to complete performance would constitute a material breach excusing the performance of the other.

            On the Petition Date the Bankruptcy Court issued a temporary restraining order prohibiting BNY from transferring collections on the US Receivables to the Noteholders. Subsequently, Avianca added claims related to the original claims and also added preference claims against BNY and the Noteholders, and the Committee intervened as a party to the litigation and aligned itself with the positions of Avianca.

            Following the Petition Date, by stipulation between Avianca and BNY, BNY was authorized to disburse funds to the Noteholders to pay prepetition interest, to hold the remaining $(USD)500,000 in the Trust, and to divide all future collections received by the Trust, pending further order of the Court, by retaining in the Trust ten percent (10%) of the collections and disbursing to Avianca the remaining 90% of the collections. The terms of the stipulation were continued in effect from time to time, without interruption, and the current stipulation will remain in effect until either a final resolution of the litigation by agreement or until further order of the Bankruptcy Court.

            In the litigation Avianca and the Committee contend that the transaction should either be characterized as a secured transaction, in which the secured party's (BNY's) security interest does not, in accordance with the provisions of the Bankruptcy Code, attach to property acquired by the estate after the petition (the US Receivables created postpetition), or as a true sale, in which the purchaser (BNY) has merely an unsecured claim and Avianca has no duty or authority to perform. By contrast, BNY and the Noteholders take the position that the characterization of the transaction is governed by Colombian law, under which a present sale of future receivables is recognized. BNY further claims "ownership" of all present and future receivables and that BNY should be permitted to collect 100% of US Receivables until the Notes are paid in full. Alternatively, BNY and the Noteholders argued that the US Receivables, including post-petition U.S. Receivables, constitutes the collateral for the indebtedness evidenced by the Notes.

            With the assistance of Bankruptcy Court-designated mediator Allan Kornberg, Esq., Avianca, BNY and the Noteholders have reached, subject to the approval of the Bankruptcy Court, a settlement resolving all issues raised in the adversary proceeding and the motion to reject the Transaction Documents as an Executory Contract. The result of the settlement will be a division of the funds held in the Trust in a manner acceptable to Avianca, BNY and the Noteholders, mutual releases, the elimination of the Noteholders' claims in their entirety, the termination of the Master Trust Agreement and the associated reconveyance of the US Receivables to Avianca and the release to Avianca of all future collections on the US Receivables. The parties worked together to prepare the necessary papers to seek approval of the settlement by the Bankruptcy Court and an appropriate motion for such approval was filed and heard by the Bankruptcy Court, after due notice to parties entitled thereto, on September 14, 2004, without objection. The Bankruptcy Court approved the settlement pursuant to its order entered on September 15, 2004, and the Debtors anticipate that the settlement will be implemented before September 30, 2004.

            One of the conditions precedent to Confirmation of the Plan is that the settlement is approved by the Bankruptcy Court and consummated. The Debtors expect the settlement to be

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

consummated prior to September 30, 2004. See Section V.G. below -- "SUMMARY OF THE REORGANIZATION PLAN, Conditions Precedent to Confirmation and Effective Date."

            17.   Exclusivity.

            The Debtors have sought and obtained multiple extensions of the initial 120 day exclusive period created by operation of section 1121(b) of the Bankruptcy Code during which only the Debtors may file a Chapter 11 plan. Pursuant to Order entered on June 30, 2004, the Debtors' exclusive periods for filing of a plan and soliciting acceptances thereof was to expire on July 16, 2004 and August 31, 2004, respectively. On July 1, 2004, the Debtors filed timely their Joint Plan of Reorganization and on July 16, 2004, the Debtors filed their First Modified and Restated Joint Plan of Reorganization. The exclusive period for soliciting acceptances has now been extended through October 31, 2004.

            18.   Summary of Claims Process, Bar Date, and Claims Filed.

            On August 14, 2003, the Court established October 15, 2003, as the deadline and Bar Date for filing proofs of claim in the Debtors' cases. As of February 15, 2004, 890 proofs of claim had been timely filed, in the total amount of approximately $973.8 Million, and 43 proofs of claim, in the total amount of approximately $5.7 Million, had been filed after the Bar Date. The Debtors are in the process of reviewing and reconciling the more than 900 claims filed in the Debtors' Case. It appears that many of the claims are duplicate claims that were filed in both Debtors' cases, or by individual claimants who are represented by trustees or other fiduciaries with authority to file claims on behalf of the group, or are otherwise overstated or incorrect. The Debtors have prepared and filed certain objections to claims and expect to resolve the majority of the claims objections prior to confirmation of the plan.

            19.   Employee Matters.

            The Debtors are subject to a number of lawsuits by former employees asserting claims arising out of termination of their employment with the Debtors. In accordance with Colombian labor laws, these claims are unaffected by the Debtors' U.S. bankruptcy cases and any judgments arising from the claims in Colombian courts will be enforceable against the Debtors' assets in Colombia. The Debtors are making diligent efforts to resolve these matters without litigation and to liquidate these claims in an effort to determine the total amount of potential liability of the Debtors on account of these claims.

            20.   Pension Plan Issues.

            In accordance with Colombian law, the Debtors face significant liability for pension payments to its retired and future retired employees. In addition, the Debtors are responsible for certain other pension plan funding requirements for non-pilot employees, in accordance with Colombian law. The Debtors are actively negotiating with representatives of the various pension plans in an effort to resolve funding issues and provide for payment of such obligations either pursuant to the plan or by separate motion to the Bankruptcy Court.

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

            21.   Committee Investigation.

            In or about August 2003 the Colombian press reported that a representative of ACDAC, a member of the Committee, had stated publicly that the Company had improperly suggested that one or more members of the Union might be entitled to benefits under an incentive compensation plan under consideration by Avianca's management, in exchange for support from the Union in its capacity as a member of the Committee for the Company's restructuring plan. The press further reported that the Union representative claimed to have a tape recording supporting his statements.

            ACDAC subsequently brought this matter to the attention of the Committee, and the Committee instructed its counsel to conduct an investigation into the matter and report to the Committee its conclusions with respect to whether the Company or any of its representatives had acted improperly and, if so, what, if any action would be available to the Committee on account of such conduct. Counsel for the Committee conducted the investigation, as directed by the Committee, in due course.

            In connection with Committee counsel's investigation, counsel conducted examinations under Bankruptcy Rule 2002 of four senior officers of Avianca and interviewed other potential witnesses to the alleged impropriety. The tape recording referred to above was also made available to Committee counsel, as well as to the Company's counsel and its management. The Company emphatically denied that Avianca or any of its officers or other representatives were involved in any improper conduct or activities in connection with the Case.

            Upon the winding up of the investigation in early 2004, Committee counsel made its report to the Committee, and the Committee concluded that it would take no further action regarding its investigation.

      E.    SIGNIFICANT ACTIONS BY AVIANCA DURING THE BANKRUPTCY CASE.

            1.    Network Redesign.

            In an effort to streamline its operations, Avianca took several measures regarding the network redesign during the Case and before Aces made its decision to liquidate. The network redesign enabled Avianca-SAM to focus on the core flights that are profitable and adjusted frequencies in markets that had too much capacity. A snapshot of the profitability of every round trip flight was estimated using available accounting information on revenues (both passenger and cargo) and costs (all direct and semi-variable costs, but not overhead) and using a detailed cost allocation methodology. Management and its advisors analyzed route profitability, assessed route future potential (given expected reductions in cost and increases in revenue), and subsequently redesigned the network to focus on the most attractive routes and eliminate unattractive routes in order to maximize the network's full potential. Particular emphasis was placed on the unprofitable shuttle operation that was suffering from over-capacity, the Madrid route that demanded a specific fleet family (767s), and on many turboprop flights that were losing money. Overall, the network was reduced by approximately 33% in terms of number of flights, although only 15% in terms of passengers lost (owing to the fact that many of the flights were flown by smaller turbo-props and the fact that, in markets previously served by several flights, the Company was able to recapture on one of the remaining flights many of the passengers who otherwise would have booked a flight that was eliminated).

            With the assistance of Bain & Company, the Company's management conducted a strict profitability analysis of the Company to ascertain contributing routes, make changes to "fixable" routes, drop all "bleeders," match capacity with demand, revise schedules to maximize profitable use of each aircraft, rationalize frequencies to maximize profitability, maintain strong competitive positions on key routes, maintain key feeder routes and adjust remaining schedules to minimize windows for competitor slots - all of this in order to ensure profitable operations. On June 8, 2003, the Company began to implement the conclusions derived from the strict profitability analysis. By August 1, 2003, the conclusions were fully implemented.

            During 2003, network restructuring was completed taking into account profitability, market share, connectivity, revenue, contribution to the network, load factors, and strategic impact for each of the routes and frequencies of the complete network. As a result, a new route/frequency structure was designed by canceling those flights with negative performance and reallocating them so as to have the best network impact, thus maximizing the profitability of the whole network.

            Fleet consolidation and renegotiation of fleet leasing contracts in 2003 produced significant cost reductions, as well as simplification of maintenance and crew requirements. Today, the fleet is divided into four aircraft types (MD, 757, 767, F50) for a total number of 35 aircraft - a 35% reduction compared to the beginning of 2003.

            As a result, the number of frequencies was reduced 35% from 2,366 per week to 1,528 per week, 16 routes were cancelled, the fleet utilization increased by 13.5% from March 2003 to March 2004, the load factor improved 9% between 1st quarter 2003 (56%) and 1st quarter 2004 (65%), while the Revenues per Available-Seat Kilometer ("RASK") increased from $5.02 to $5.98. Consequently, the Company's gross operating margin (revenues less direct operating costs) increased from a negative -$2.39 Million) to a positive +$20.53 Million

            As of March 2004,the Company offered a total of 181,195 weekly seats that produce 181 million weekly Available-Seat Kilometers ("ASKs"), 61 Million in the Colombian domestic market and 120 Million in the Colombian international market. With this available capacity, Avianca captured 48.4% of the domestic market and 45.4% of the international market during the first quarter of 2004, and it had load factors of 61% and 67% respectively.

            As of March 2004, Avianca's network not only connected Colombia with the Andean Pact, Deep South America, North America, Central America, the Caribbean, and Europe, but was also a hub for the traffic between South America and the rest of the regions. Avianca serves these markets through 21 domestic and 20 international routes, which include 9 routes to North America, 3 routes to each of Deep South America, the Caribbean and the Andean Pact regions, 1 route to Central America, and 1 route to Europe.

            2.    Fleet Reduction.

            The fleet redesign focused on reducing complexity and right-sizing the fleet size to the requirements of the redesigned network. The fleet was defined for the next two years,

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

recognizing that in the long-term, other modifications or evolution in the fleet are likely to be needed. In order to select the preferred fleet families, a detailed analysis was conducted of the operating costs for the segments that each aircraft would fly, including fuel, crews, maintenance, leases and navigation, landing and parking costs. Weight restrictions due to the elevation of the Bogota airport were also considered to determine the number of effective seats available. The best alternatives were deemed to be the Fokker 50s, MD-80s, 757s and 767s. Since August 1, 2003, Avianca-SAM has operated 10 Fokker-50, 15 McDonnell Douglas 83, 5 B-757-200 and 4 B-767-200 and 1 B-B767-300 aircraft.

            3.    Cost Cutting.

            A "full potential" diagnostic identified and prioritized areas of improvement in all operating and overhead areas. As a starting point, management and its advisors identified and detailed the accounting for all of the company's current cost centers, in several cases adjusting the account mapping to truly reflect the drivers of the costs. Specific opportunities were then identified and quantified based on industry benchmarks, as well as careful evaluation of the particular opportunities presented by the operating characteristics of Avianca. These opportunities were validated with the operating personnel in each area, who in turn have developed detailed action plans to achieve the improvements over time. Many of these improvements have capital expenditure requirements that were identified and prioritized, in several cases influencing the implementation timing based on the payout requirements. These performance targets were integrated into an overall turnaround plan, and documented for internal and external communication. The plan included, among others, the following:

                  (i) Renegotiation of aircraft leases with significant lease rate reduction In some cases this represented decreases of over 50% of the former rates.

                  (ii) Savings achieved in flight operations include meals service level reductions to match flight durations and time of day, flight crew and flight attendant productivity improvements, and crew travel cost reductions.

                  (iii) Distribution savings achieved include a significant transition to direct channels (particularly the call center) that generate savings in both GDS (reservation) and commission costs, sales force reductions, overall agency commission reductions, GDS reductions due to fee negotiations and migration of low yield flights off the system, and reductions in the cost and increase in functionality of the internal reservation host system.

                  (iv) Overhead Cost reductions (not headcount related) include significant reductions in on-going (non-Chapter 11) professional fees, advertising, employee benefits that are not legally required, information technology, insurance, telecommunications and others.

            4.    Revenue Enhancement.

            Although the competitive environment is increasingly demanding, Avianca's management team intends to pursue additional revenue enhancement opportunities. Due to the external factors that make such improvements uncertain, these have not been included in the Debtors' budgets and financial forecasts. The objectives of the revenue management and sales

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

departments include the following: Fare Pricing; Active Yield Management; Improvement of Revenue Forecasting Techniques; and Renegotiation of Interline Agreements with other airlines.

            Additionally, Avianca-SAM is actively developing a competitive strategy to protect and strengthen its competitive position. This includes evaluating relative cost and revenue positions vs. the principal domestic and international competitors, defining the rules of the game needed in the industry, and defining mechanisms to enforce market discipline.

            5.    Avianca S.A. Organizational Changes To Enable The Turnaround.

            Several refinements have been made to the organization to improve its accountability and agility, including the following: (a) the selection of a new Chief Restructuring Officer/ COO; (b) the implementation of a variable compensation plan for executives and managers, linked to budget targets as described above (see Section III.H.9(d) hereof - "Incentive Compensation Plan"), and (c) the institution of aggressive management performance criteria for the executive team, with new individuals brought in where capability gaps have been identified.

V.    SUMMARY OF THE REORGANIZATION PLAN.

THIS SECTION CONTAINS A SUMMARY OF THE STRUCTURE OF THE PLAN, THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND THE IMPLEMENTATION OF THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX F, AND TO THE EXHIBITS AND SCHEDULES ATTACHED THERETO OR REFERRED TO THEREIN.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE MUST BE MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN, WHICH HAVE BEEN FILED WITH THE COURT, WILL CONTROL THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE OF THE PLAN, BE BINDING UPON HOLDERS OF CLAIMS AGAINST OR INTERESTS IN AVIANCA S.A. AND/OR AVIANCA, INC. AND OTHER PARTIES IN INTEREST, REGARDLESS OF WHETHER OR HOW THEY HAVE VOTED ON THE PLAN.

      A.    OVERALL STRUCTURE OF THE PLAN.

      Prior to filing for Chapter 11 relief, each of the Proponents focused on formulating a plan of reorganization that would enable it to emerge quickly from Chapter 11 and preserve the value of its business as a going concern. Each of them recognizes that in the competitive industry in which it

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

operates, a lengthy and uncertain Chapter 11 Case would adversely affect the confidence of its vendors and customers, further impair its financial condition, and dim the prospects for a successful reorganization.

      The Plan constitutes a consolidated plan of reorganization for Avianca S.A. and Avianca, Inc., jointly together. Substantive consolidation of the Estate of Avianca S.A. and of the Estate of Avianca, Inc. is a condition precedent to the Effective Date of the Plan, and the Proponents believe that substantive consolidation in this Case is warranted and appropriate. See Section V.B below - "The Effects and Appropriateness of Substantive Consolidation." Under the Plan, Claims against, and Interests in, such combined Estate are divided into Classes according to their relative seniority and other criteria.

      If the Plan is confirmed by the Bankruptcy Court and consummated, Classes of Claims against and Interests in Avianca S.A and Avianca, Inc., respectively, will receive the treatments described in this Disclosure Statement. A description of the debt Claims and equity Interests included in each Class of Claims and Interests, the treatment of those Classes under the Plan, and the Plan Securities and other property (if any) to be distributed to Holders of Claims or Interests in those Classes under the Plan are described in Section V.C below - "Classification and Treatment of Claims and Interests." The amounts and forms (e.g., Cash, Dollar Notes, Peso Notes, Contingent Payment Rights, Single Payment Rights, or newly issued shares of Ordinary Stock) of distributions under the Plan are based upon, among other things, the requirements of applicable law and the assessment by each of the Proponents of its ability to achieve the goals set forth in its business plan.

      Following consummation of the Plan, the Reorganized Debtors will operate their respective businesses with a reduced level of indebtedness and operating expenses. There can be no assurance, however, that either or both of them will actually achieve the goals set forth in their business plan.

      B.    THE EFFECTS AND APPROPRIATENESS OF SUBSTANTIVE CONSOLIDATION.

      The Plan contemplates the substantive consolidation of the Estates of both Avianca S.A. and Avianca, Inc. and the respective individual Chapter 11 Case of each of them. Substantive consolidation is a condition precedent to the Effective Date of the Plan.

      The effect of substantive consolidation is to combine both the assets and liabilities of Avianca S.A. and of Avianca, Inc. and to treat them as if they were held and incurred by a single entity. The consolidated assets create a single pool from which all Allowed Claims against the consolidated Estate are satisfied.

      There is no statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code. There also are no statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

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

      The Proponents believe that, consistent with applicable bankruptcy law, substantive consolidation of the Estate of Avianca S.A. and the Estate of Avianca, Inc. is warranted and appropriate for the following reasons:

      Avianca, Inc.'s business, both before and since the Petition Date, has consisted almost entirely of acting as Avianca S.A.'s general agent in connection with its activities in the United States pursuant to a general agency agreement which provides for Avianca, Inc., in its capacity as general agent for Avianca S.A., to market and sell tickets for air travel, to lease facilities for its operations in the United States, to procure supplies, to collect accounts, to purchase parts, and to provide other services in connection with the business of operating an international commercial airline in the United States. While certain Creditors may have invoiced Avianca, Inc., in its capacity as agent for Avianca S.A., others invoiced Avianca, Inc. without reference to its capacity as agent for Avianca S.A. Nevertheless, Creditors were generally aware that Avianca, Inc. was dealing in the United States largely as general agent for Avianca S.A.

      Notwithstanding the fact that Avianca, Inc. was generally acting in the United States on behalf of Avianca S.A., Avianca, Inc. did maintain its own books and records and routinely recorded as its own assets such items as revenues from ticket sales, despite the circumstance that the revenues constituted the property of Avianca S.A. (subject only to Avianca, Inc.'s right to deduct a commission), and recorded as its own liabilities payables arising from purchases of merchandise on behalf of Avianca S.A. As a result, Avianca, Inc.'s books and records are not a reliable source of information for determining the proper obligor on liabilities or the proper owner of assets reflected therein.

      At the same time, the Company believes that treating Avianca S.A. and Avianca, Inc. as a single consolidated entity under the Plan is not only fair and equitable under the facts and circumstances, but that the Creditors of neither Avianca S.A. nor Avianca, Inc. will suffer material prejudice by reason of the substantive consolidation required as a condition for confirmation of the Plan. The Company believes that if Avianca, Inc. were treated as a distinct debtor in a separate bankruptcy proceeding, its only material asset would consist of its intercompany receivables owing by Avianca S.A. At the same time, the Company believes that substantially all Creditors who have asserted Claims against Avianca, Inc. were actually Creditors of Avianca S.A., having dealt with Avianca, Inc. as Avianca S.A.'s agent. As a result, treating the two companies as separate and distinct debtors would, in the Company's view, result in unnecessary legal and administrative expenses, which would deplete the assets of Avianca, Inc., while not materially increasing the assets available to the Creditors of either Debtor.

      On the basis of the foregoing, the Proponents believe that substantive consolidation will be more beneficial to all Creditors of both Avianca, Inc. and Avianca S.A. than would be attempting to identify those Creditors, if any, whose Claims could properly be characterized as being Claims against Avianca, Inc. rather than against Avianca S.A. and satisfying those Claims solely out of the assets of Avianca, Inc.

      In light of the foregoing, the Proponents will seek, by motion on appropriate notice, to be heard at the time of the hearing on confirmation of the Plan, substantive consolidation of the Estate of Avianca S.A. and of the Estate of Avianca, Inc. If granted, substantive consolidation will result in the following, as contemplated by Section 7.5 of the Plan: (i) all Intercompany Claims between

Avianca S.A. and Avianca, Inc. will, at the option of Avianca, be unimpaired and will remain on the respective books of Avianca S.A. and of Avianca, Inc., as the case might be, or will be cancelled and discharged; (ii) all obligations of either Avianca S.A. or of Avianca, Inc. and all guarantees thereof will be deemed, for purposes of the Plan (but not otherwise), to be one, single obligation against the consolidated Debtor; (iii) all Claims filed or to be filed in connection with any of such obligations or guarantees will be deemed to be Claim against the consolidated Debtor; (iv) each and every Claim filed in the individual bankruptcy case of either Avianca S.A. or of Avianca, Inc. will be deemed filed against the consolidated Debtor in the consolidated bankruptcy case; and (v) for the purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, Avianca S.A. and Avianca, Inc. will be treated as one, single entity so that, subject to the provisions of section 553 of the Bankruptcy Code, debts due to either of them from any creditor may be offset against debts owing from either of them to such creditor.

      For additional details respecting the facts and circumstances and legal authority for the Proponents' claim that substantive consolidation is justified, see a copy of the Debtors' Motion for Substantive Consolidation, a copy of which is annexed to this Disclosure Statement as APPENDIX E hereto.

      C.    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

      Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest.

      The Proponents believe that they have classified all Claims and Interests in compliance with the requirements of section 1122 of the Bankruptcy Code. If a Holder of a Claim or Interest challenges the classification of Claims or Interests, and the Court finds that a different classification is required, the Proponents, to the extent permitted by the Court, intend to make such modifications to the classifications of Claims or Interests under the Plan to provide for the classification that shall be required by the Court. UNLESS SUCH MODIFICATION TO CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE AN ACCEPTANCE OF THE PLAN, AS SO MODIFIED, AND SHALL BE COUNTED AS A VOTE IN THE CLASS IN WHICH SUCH CLAIM IS PLACED BY THE PLAN, AS SO MODIFIED.

      All Claims and Interests, except Administrative Claims and Priority Tax Claims, have been placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in
Article IV of the Plan. See Section V.C.1 below - "Treatment of Unclassified Claims."

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

      A Claim or Interest has been placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class. If a Claim has been paid, released or otherwise withdrawn prior to the Confirmation Hearing, the Claim will not be eligible for voting on the Plan, and if paid, released or otherwise withdrawn prior to the Effective Date will not receive any distributions pursuant to the Plan.

      The Plan classifies the following Claims into the following separate
Classes:

            CLASS 1 CLAIMS.      Class 1 consists of all Priority Claims, which
                                 are defined by the Plan as meaning any Claim entitled to priority treatment under Sections
                                 507(a)(3), (4), (5), (6), (7) or (9) of the
                                 Bankruptcy Code, excluding the CAXDAC Claims, to the extent, if any, so entitled.

                                 The Proponents estimate that at the conclusion of the Claims resolution process the aggregate amount of Allowed Class 1 Claims (Priority Claims) will total approximately $3.0 Million. The United States of America (the "Government") and its agencies, including but not limited to the United States Customs Service, the United States Department of Agriculture, and the Department of Homeland Security (formerly, the Department of Justice - Immigration and Naturalization Service), assert that the Debtors currently hold funds in the amount of $582,944.00 that belong to the Government and are not property of the Debtors' Estate available for distribution to Creditors. The Debtors dispute the Government's allegations as to whether the funds are property of the Debtors' Estate and have or may assert objections to the amount of the Government's Claims. The Debtors expect to resolve the issue of whether the funds are property of the Estate prior to the hearing on Confirmation of the Debtors' Plan of Reorganization.

            CLASS 2 CLAIMS.      Class 2 consists of the CAXDAC Claims, which
                                 are defined by the Plan as meaning the Claims arising from the indebtedness of Avianca S.A.
                                 to Caja de Auxilios y Prestaciones de la
                                 Asociacion Colombiana de Aviadores Civiles
                                 ACDAC ("CAXDAC") on account of Avianca S.A.'s legal obligation, including interest on the unpaid principal amount thereof, to contribute to the common fund established to fund the Special Transitional Regime prescribed in
                                 Colombian Decrees 1282, 1283 and 1302 of 1994, as amended by Colombian Law 860 of 2003, and Banking Superintendence External Circular No.
                                 088 of 1995.

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

                                 While Avianca takes the position that the CAXDAC Claims are owing by Avianca S.A. solely to CAXDAC, the Debtor is aware that CAXDAC and certain individual beneficiaries of the common fund referred to above - i.e., individuals who are entitled to a pension payable from the common fund managed by CAXDAC - have stated that their understanding is that the individual beneficiaries of the common fund are entitled to assert claims for their pension benefits directly against Avianca. No such individual has appeared and asserted in the Case an independent right to participate in the Case. If such an individual or individuals were to appear in the Case, Avianca would take the position that their Claims should be treated as duplicative of the CAXDAC Claims and, in any event, are Unimpaired, but no assurance can be given with respect to the effect such an action by an individual or individuals might have, should such an individual or individuals seek to participate in the Case. See Section VI.U. below--CERTAIN RISK FACTORS TO BE CONSIDERED - Enforceability of Foreign Judgments in Colombia, for a discussion of the enforceability of the provisions of the Plan against the Holders of Class 8 Claims, which may be applicable to the enforceability of the Plan against such individuals.

            CLASS 3 CLAIMS.      Class 3 consists of all General Pension Claims,
                                 which are defined by the Plan as meaning the Claims arising from the indebtedness of Avianca
                                 S.A. to (a) the Instituto de Seguro Social (the
                                 "ISS"), the agency of the government of the Republic of Colombia whose administrative authority is functionally similar to that of the United States Social Security
                                 Administration, (b) a private pension fund approved in accordance with Colombian law to hold and manage pension funds, or (c) directly to former employees of Avianca S.A. or SAM on account of Avianca S.A.'s legal obligation to provide for the payment of pension benefits to which employees or former employees of Avianca
                                 S.A. or SAM are entitled as a result of their employment by Avianca S.A. or SAM, as the case might be, including the VB Assumed Pension
                                 Claims (as defined in the Plan), but excluding
                                 (a) Secured Claims arising from such
                                 indebtedness which are secured, in whole or in part, by the collateral assignment of instruments or other evidences of indebtedness on which Valores Bavaria is an obligor and (b) the CAXDAC Claims.

                                 CAXDAC has advised the Debtor that the
                                 treatment of the Class 3 Claims differently from, and, in CAXDAC's view, more favorably than, the Class 2 (CAXDAC) Claims, results in unfair discrimination against the CAXDAC Claims and in a violation of Colombian law. For a more detailed discussion of CAXDAC's position on the issue and Avianca's contrary position - i.e., that no such unfair discrimination or violation results from the separate classification and treatment of the CAXDAC Claims and the General Pension Claims, see
                                 Section XII.C.3 (a) below--VOTING REQUIREMENTS
                                 - "Acceptance or Rejection of the Plan -
                                 Cramdown."

                                 On August 23, 2004, Avianca received a copy of a letter from the Minister of Social Protection in Colombia addressed to the Bankruptcy Court regarding Claims in the amount of $(USD)20,000,000 related to pension obligations for current and former employees. In this letter, the ISS requests that Avianca either
                                 (i) establish an escrow, (ii) guaranty the Claims through an "endorsement by a bank," or
                                 (iii) procure a performance bond issued by a Colombian insurance company. ISS further states that failure to provide one of the foregoing will result in the ISS demanding payment in full of its asserted $(USD)20,000,000 Claims. Avianca believes that the Claims referred to in the ISS letter are included in Class 3 (General Pension Claims) under the Plan and, in addition, constitute the "VB Assumed Pension Claims," as defined in the Plan. As VB Assumed Pension Claims included in the "VB Liabilities," as defined in the Plan, Avianca believes that such obligations are adequately provided for in the Plan as the result of the Effective Date transaction required by Section 7.1.2f of the Plan, which provides for Valores Bavaria to assume the VB Assumed Pension Claims.

            CLASS 4 CLAIMS.      Class 4 consists of the Aerocivil Claims, which
                                 are defined in the Plan as meaning the Claims arising from the indebtedness of Avianca S.A.
                                 to Aerocivil for landing fees, for
                                 communications fees, for access fees, for aircraft parking fees, for rent for leases of airport facilities, for value added taxes, and for interest on the foregoing, all as reflected in the Aerocivil Agreement.

            CLASS 5 IS
            INTENTIONALLY
            OMITTED.

            CLASS 6 CLAIMS.      Class 6 consists of all Other Secured Claims,
                                 which are defined by the Plan as being all Secured Claims other than the Aerocivil Claims.
                                 For purposes of the Plan, all Other Secured
                                 Claims held by a single Holder are designated as a separate subclass.

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

            CLASS 7 CLAIMS.      Class 7 consists of all General Unsecured
                                 Claims, other than the General Unsecured Claims in Class 8 or Class 9.

            CLASS 8 CLAIMS.      Class 8 consists of all General Unsecured
                                 Claims, other than the General Unsecured Claims in Class 9, held by any Entity who shall have filed proof of a Claim in the Case whose mailing address, as set forth in said proof of Claim, as in effect on the Bar Date applicable to the Holder of such Claim, is located in the Republic of Colombia or by any Entity who shall not have filed proof of a Claim in the Case whose mailing address, as set forth in the Debtor's schedule of liabilities filed with the Bankruptcy Court pursuant to Bankruptcy Rule
                                 1007(b), as amended from time to time, is located in the Republic of Colombia. (For a discussion of the enforceability of the provisions of the Plan against the Holders of Class 8 Claims, see Section VI.U.
                                 below--CERTAIN RISK FACTORS TO BE CONSIDERED -
                                 Enforceability of Foreign Judgments in
                                 Colombia.)

            CLASS 9 CLAIMS.      Class 9 consists of each General Unsecured
                                 Claim that, but for its placement in Class 9, would be in Class 7 or Class 8, and is either
                                 (a) Allowed in an amount that does not exceed
                                 $(USD)15,000 or $(COL)44,319,300 (based upon
                                 the exchange rate in effect on the Petition
                                 Date), or (b) a Claim proof of which has been filed, within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) or fixed pursuant to Section 9.2 of the Plan, in an amount which exceeds $(USD)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date), but does not exceed $(USD)50,000 or $(COL)147,730,800 (based upon the exchange rate in effect on the
                                 Petition Date) or a Claim which has been listed in an amount which exceeds $(USD)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date) but does not exceed $(USD)50,000 or $(COL)147,730,800 (based upon the exchange rate in effect on the
                                 Petition Date) by Avianca in its Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy
                                 Rule 1009, as liquidated in amount and not disputed or contingent and which, in either case, has been reduced by the Holder thereof to $(USD)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition
                                 Date).

            CLASS 10 CLAIMS      Class 10 consists of all Intercompany Claims by
                                 a Debtor or SAM against Avianca S.A or Avianca,
                                 Inc.

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

            CLASS 11 INTERESTS.  Class 11 consists of all Interests constituting
                                 Preferred Stock.

            CLASS 12 INTERESTS.  Class 12 consists of all Interests constituting
                                 Ordinary Stock.

            CLASS 13 INTERESTS.  Class 13 consists of all Interests constituting
                                 Avianca, Inc. Common Stock.

            1.    Treatment of Unclassified Claims.

                  (a)   Payment of Administrative Claims Generally.

                  Administrative Claims consist primarily of the costs and expenses of administration of the Chapter 11 Case. They include, but are not limited to, (a) any actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estate and operating Avianca's business, (b) the fees and expenses of Professional Persons in such amounts as are allowed by Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code,
(c) to the extent applications for allowance thereof as Administrative Claims are made pursuant to Sections 503(b)(1), (3), (4) or (5) of the Bankruptcy Code, in such amounts as are determined and allowed by Final Order of the Bankruptcy Court, (d) any fees or charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (e) the outstanding principal amount, interest thereon and other fees and charges, if any, owing on account of any loans made to or other credit accommodations extended to Avianca on or after the Petition Date and authorized by the Bankruptcy Court pursuant to the provisions of Sections 364 (b), (c) or (d) of the Bankruptcy Court.

                  Subject to the provisions of sections 330 and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall receive on the Distribution Date, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the amount of such Allowed Claim, unless such Holder shall have agreed to different treatment of such Claim; provided that Allowed Administrative Claims representing obligations incurred by Avianca in the ordinary course of business or otherwise assumed by Avianca pursuant to the Plan will be paid or performed by Avianca in accordance with the terms and conditions of each agreement relating thereto. All Administrative Claims of Professionals incurred after the Confirmation Date will be paid as provided in Section 13.4 of the Plan. See
Section V.C.1(b)(iii) below - "Post Confirmation Date Fees and Expenses of Professional Persons."

                  Assuming the Plan is consummated on or before December 31, 2004, the Proponents believe that the cash flow of Avianca will be sufficient to enable it to pay any professional fees that remain unpaid as of the Effective Date. The Proponents also believe that the aggregate amount of Administrative Claims will not exceed the ability of the Reorganized Debtors to pay such Claims when they are Allowed or otherwise come due.

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

                  (b)   Allowance of Certain Claims.

                        (i)   Retiree Administrative Claims.

                        Holders of Retiree Administrative Claims will continue to receive benefits provided for by the terms and conditions of the Retiree Benefit Plans.

                        (ii)  DIP Financing Facility Claims.

                        The DIP Lenders will receive on the Distribution Date, in full satisfaction of their Claim for accrued and unpaid interest on the principal indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, Cash equal to the amount of such Claim for accrued and unpaid interest. As agreed by the DIP Lenders, Valores Bavaria and PrimeOther will transfer to the Coffee Federation, pursuant to Section 7.4.3 of the Plan and
Section 2.1 of the Investment Agreement, their respective interests in the Claim arising from the principal indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, and the Coffee Federation will receive, on account of and in full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed Claim arising from the principal indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, the consideration set forth in Section 7.4.6 of the Plan.

                        (iii) Post Confirmation Date Fees and Expenses of
                              Professional Persons.

                        After the Confirmation Date, Avianca, and after the Effective Date, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Code), pay the reasonable fees and reasonable expenses of the Professional Persons related to implementation and consummation of the Plan; provided that no such fees and expenses shall be paid except upon receipt by Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc., as may be applicable, of a detailed written invoice from the Professional Person seeking compensation and expense reimbursement and provided further, that any such party may, within ten (10) days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine the reasonableness of such fees and expenses.

                  (c)   Payment of Priority Tax Claims.

                  Unless otherwise agreed between the Holder of a Priority Tax Claim and Avianca, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, each Holder of such an Allowed Priority Tax Claim will receive, on account of and in full satisfaction, settlement, release, and discharge of, and in exchange for, at Avianca's option, either (a) Cash, in the full amount of such Allowed Priority Tax Claim, on the Distribution Date or (b) deferred payments of Cash in the full amount of such Allowed Priority Tax Claim, payable in equal annual principal installments beginning the first anniversary of the Effective Date and ending on the earlier of the sixth (6th) anniversary of the Effective Date or the sixth (6th) anniversary of the date of the assessment of such Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate equal to the Treasury Yield or such other rate as may be set by the Bankruptcy Court at the Confirmation Hearing, provided that Avianca will have the right to prepay any such Priority Tax Claim, or any remaining balance of such Claim, in whole or in part, at any time or from time to time after the Effective Date, without premium or penalty.

            2.    Unimpaired Classes of Claims and Interests.

            The Classes listed below are designated as Unimpaired by the Plan:

                        CLASS 1 CLAIMS (PRIORITY CLAIMS);

                        CLASS 2 CLAIMS (CAXDAC CLAIMS);

                        CLASS 3 CLAIMS (GENERAL PENSION CLAIMS);

                        CLASS 4 CLAIMS (AEROCIVIL CLAIMS);

                        CLASS 6 CLAIMS (OTHER SECURED CLAIMS);

                        CLASS 9 CLAIMS (CONVENIENCE CLASS CLAIMS); and

                        CLASS 13 INTERESTS (AVIANCA, INC. STOCK INTERESTS).

            3.    Impaired Classes of Claims and Interests.

            The Classes listed below are designated as Impaired by the Plan:

                        CLASS 7 CLAIMS      (NON-COLOMBIAN-HELD GENERAL
                                            UNSECURED CLAIMS IN EXCESS OF
                                            $15,000);

                        CLASS 8 CLAIMS      (COLOMBIAN-HELD GENERAL UNSECURED
                                            CLAIMS IN EXCESS OF
                                            $(COL)44,319,300);

                        CLASS 10 CLAIMS     (INTERCOMPANY CLAIMS BY A DEBTOR OR
                                            SAM AGAINST EITHER DEBTOR);

                        CLASS 11 INTERESTS  (PREFERRED STOCK INTERESTS); AND

                        CLASS 12 INTERESTS  (ORDINARY STOCK INTERESTS).

            4.    Treatment of Classified Claims and Interests

            Set forth below is a summary of how all classified Claims against and Interests in Avianca are treated under the Plan, other than Claims that are paid or satisfied by performance prior to the Effective Date.

                  (a)   Unimpaired Classes of Claims And Interests.

                        (i)   Class 1 Claims (Priority Claims).

                        Class 1 Claims are Unimpaired. Unless otherwise agreed between the Holder of an Allowed Priority Claim and Avianca, each Holder of an Allowed Priority Claim under Sections 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy Code will receive on the Distribution Date, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, Cash in the full amount of such Allowed Priority Claim.

                        (ii)  Class 2 Claims (CAXDAC Claims).

                        Class 2 Claims are Unimpaired. The Holder of the Class 2 Claims will retain unaltered the legal, equitable, and contractual rights to which such Allowed Class 2 Claims entitle the Holder thereof.

                        Although the Plan designates Class 2 (CAXDAC Claims) as an Unimpaired Class, CAXDAC has advised the Debtor that CAXDAC asserts that, owing to various provisions of the Plan, including the provisions of Article XI of the Plan, the CAXDAC Claims are s Impaired under the Plan, as the Plan does not, in CAXDAC's view, leave CAXDAC's rights unaltered. CAXDAC's position, as it has been explained to the Debtor, is that provisions of the Plan that purport to release or exculpate Avianca's shareholders and other fiduciaries in fact do purport to affect CAXDAC's rights and therefore act to impair its Claim, and also violate fundamental principles of Colombian law, including Article 200 of the Colombian Commercial Code and Article 69 of the Colombian Labor Code, and that the Plan's failure to provide "guarantees" that are required by the Article 48 of the Colombian Constitution, Article 2374 of the Colombian Civil Code,
Article 873 of the Colombian Commercial Code and Article 27 of Colombian Law 100 of 1993 likewise results in Class 2 being an Impaired Class, notwithstanding its designation under the Plan. CAXDAC has also advised the Debtor that it further asserts that its Claim is Impaired by reason of the transfer of value to indirect shareholders of Avianca S.A. pursuant to the Plan, which CAXDAC asserts constitutes consideration for their shareholder status and for negotiating the Investment Agreement, which CAXDAC submits was at the expense of creditors and will have the effect of weakening the Debtor economically and, therefore, will have the potentially adverse impact on the Reorganized Debtor's ability to pay its obligations to CAXDAC. (CAXDAC has also stated that it believes that the payments to be made to indirect shareholders of Avianca S.A. are subject to approval under Section 1129(a)(4) of the Bankruptcy Code.)

                        Avianca believes that the liability imposed pursuant to
Article 200 of the Commercial Code relates solely to a company's "administrators," not its shareholders, and in any event relates only to liability for willful misconduct or negligence which is prejudicial to the company, its shareholders or third parties. As a result, the Debtor believes that, to the extent any such liability is technically released pursuant to the provisions of the Plan, such release does not alter any legal, equitable or contractual right to which the CAXDAC Claims entitle the Holder thereof. Avianca also differs from CAXDAC in its interpretation of Article 69 of the Colombian Labor Code. While CAXDAC contends that Article 69 entitles CAXDAC to rights against third parties who are released pursuant to various provisions of the Plan, Avianca believes that Article 69 imposes liability only in the event that one employer is substituted for another employer. As the Plan provides for no change in the identity of its workers' or pensioners' employer, Avianca believes that Article 69 if inapplicable to the investment transaction to be carried out pursuant to the Plan.

                        Furthermore, Section 11.6 of the Plan concludes with the following sentence: "The releases described in this Section 11.6 shall, on the Effective Date, have the effect of res judicata (a matter adjudged), to the fullest extent permissible under applicable laws of the Republic of Colombia." The Debtor believes that, to the extent, if any, that the releases and exculpations could otherwise be interpreted as altering any right that the Holder of the CAXDAC Claims would otherwise retain under Colombian law, the releases and exculpations would not be effective in Colombia as a matter of public policy, and the CAXDAC Claim would nevertheless be Unimpaired. Notwithstanding the foregoing quoted language, CAXDAC has advised the Debtor that it does not believe that the quoted language adequately preserves its rights without alteration.

                        With regard to CAXDAC's position that its Claims are Impaired by reason of the Plan's failure to provide for "guarantees' of the CAXDAC Claims, Avianca likewise believes that lack of a provision in the Plan for such "guarantees" does not have the effect of altering any legal, equitable or contractual right to which the CAXDAC Claims entitle the Holder thereof. First, if Colombian law does indeed require certain "guarantees" (which Avianca disputes), the Plan does not deprive CAXDAC of the right to seek such "guarantees." To the contrary, it is Avianca's belief that the Plan leaves CAXDAC's right to "guarantees," if any, expressly unaltered. Second, CAXDAC has advised Avianca that in support of its claim of entitlement to "guarantees" of the CAXDAC Claims, it relies upon, among other things, Article 873 of the Colombian Commercial Code, Articles 65, 1553, 2374 and 2488 of the Colombian Civil Code, Article 48 of the Colombian Constitution, Article 27 of Colombian Law 100 of 1993, and Article 13 of Colombian Law 171 of 1961, none of which Avianca believes entitles CAXDAC to the "guarantees' it claims. CAXDAC has further advised Avianca that the "guarantees" to which it is entitled include a resource to be used in case of Avianca's failure to make a payment owing to CAXDAC, the pledge of collateral to secure the CAXDAC Claim, such as a mortgage on real or personal property, or a guaranty or suretyship agreement from a third party. CAXDAC also asserts that, regardless of whether its Claim is properly or improperly designated as Unimpaired, its claimed right to a "guarantee" is relevant to Avianca's ability to satisfy the feasibility requirement of Section 1129(a) of the Bankruptcy Code, i.e., that if Avianca has the obligation to furnish a "guarantee" and is unable to do so, Avianca will be likely to have a need for further reorganization or liquidation.

                        Avianca believes that Article 873 of the Colombian Commercial Code may permit a creditor to request a "guarantee," but only when his debtor finds himself in a "state of notorious insolvency" which is not being remedied within the time permitted by law. Avianca believes that if its insolvency could be considered "notorious," Avianca has nonetheless implemented all measures necessary or appropriate, including most importantly its seeking a reorganization under chapter 11 of the Bankruptcy Code, to remedy its insolvency within the time period stipulated in Article 873. With regard to Article 2374 of the Civil Code, Avianca believes that the statute is generally inapplicable to corporate entities such as Avianca, but rather that the statute refers only to individuals. Moreover, Avianca believes that neither Article 48 of the Colombian Constitution, nor Article 53 of the Colombian Constitution, nor Article 27 of Law 100 of 1993, nor Articles 65, 1553, 2374 or 2488 of the Colombian Civil Code, nor
Article 13 of Colombian Law 171 of 1961, entitles CAXDAC to a "guarantee" by the terms thereof. In any case, neither Avianca nor its shareholders has provided or agreed to provide any guaranty for the obligations owed by Avianca to CAXDAC.

                        With regard to CAXDAC's assertion that its Claim is Impaired by reason of consideration flowing to the indirect shareholders of the Debtor, Avianca's position is that the consideration that is granted to the indirect shareholders of the Debtor is not on account of their indirect ownership of stock in Avianca but rather is in exchange for, in the case of Valores Bavaria, the transfer of its interest in the DIP Loan to the Coffee Federation and, in the case of the Coffee Federation, its agreement to convert the entire principal amount of the DIP Loan to equity in Reorganized Avianca S.A. Avianca further believes that the ability of the Debtor to perform its obligations to CAXDAC, far from being weakened as a result of the transactions being consummated pursuant to the Investment Agreement, is being materially enhanced, and that, in any event, the ability of a debtor to perform its obligations to the holder of an unimpaired claim, while relevant to feasibility of a plan of reorganization, is not relevant to the status of the claim as impaired or unimpaired.

                        Notwithstanding the Debtor's positions as set forth above, the Debtor can give no assurance that its positions will be sustained, if CAXDAC objects to the classification of the CAXDAC Claims as Unimpaired. Should the Bankruptcy Court, notwithstanding the Debtor's arguments, determine that the CAXDAC Claims are properly classified as Impaired, then the Debtor believes that Class 2 can be deemed an Impaired Class and Class 2 will be deemed not to have accepted the Plan. In that case, Avianca will seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code and believes that it will be able to satisfy the requirements of that section for confirmation. See Section XII.D.3 below--"VOTING REQUIREMENTS - Acceptance or Rejection of the Plan - Cramdown."

                        (iii) Class 3 Claims (General Pension Claims).

                        Class 3 Claims are Unimpaired. The Holder of the Class 3 Claims will retain unaltered the legal, equitable, and contractual rights to which such Allowed Class 3 Claim entitles the Holder thereof.

                        (iv)  Class 4 Claims (Aerocivil Claims).

                        Class 4 Claims are Unimpaired. The Holder of the Aerocivil Claims will receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, deferred payments of Cash in the full amount of such Claims in accordance with the terms and conditions of the Aerocivil Agreement, the payment of which deferred payments are secured in accordance with the terms and conditions set forth in
EXHIBIT 5.1.4 to the Plan.

                        (v)   Class 6 Claims (Other Secured Claims).

                        Class 6 Claims are Unimpaired. At Avianca's option, each Holder of an Allowed Class 6 Claim will either (a) retain unaltered the legal, equitable, and contractual

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

rights to which such Allowed Class 6 Claim entitles the Holder thereof or (b) be treated in accordance with Section 1124(2) of the Bankruptcy Code.

                        (vi)  Class 9 Claims (Convenience Class Claims).

                        Class 9 Claims are Unimpaired. Each Holder of an Allowed Class 9 Claim will retain unaltered the legal, equitable, and contractual rights to which such Allowed Class 9 Claim entitles the Holder thereof. The Holder of a Class 9 Claim which entitles the Holder to something other than the immediate payment of money, for example, a Class 9 Claim held by an employee of Avianca and consisting of the right to one or more vacation days or the right to a payment in the future, shall retain the right, on and after the Effective Date of the Plan, to the vacation day or days, the future payment or other thing of value, as the case may be. In the case of the Holder of each Allowed Class 9 Claim which entitles the Holder thereof to the immediate payment of Cash, the Holder shall be entitled, on the Distribution Date, to payment in full in cash of the Allowed Class 9 Claim.

                        (vii) Class 13 Interests (Avianca, Inc. Stock
                              Interests).

                        Class 13 Interests are Unimpaired. Avianca S.A., the Holder of record of the Allowed Class 13 Interests on the Distribution Record Date, will retain unaltered the legal, equitable, and contractual rights to which such Allowed Class 13 Interests entitles the Holder thereof.

                  (b)   Impaired Classes of Claims and Interests.

                  The following Classes of Claims and Interests are impaired. The treatment of, and consideration to be received by Holders of such impaired Allowed Claims and Interests, will be in full satisfaction, release, and discharge of, and in exchange for, their respective Claims against or Interests in Avianca.

                        (i)   This Section is intentionally omitted.

                        (ii) Class 7 Claims (Non-Colombian-held General Unsecured Claims in Excess of $15,000).

                        Class 7 Claims are Impaired. Each Holder of an Allowed Class 7 Claim will receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, on the Distribution Date, (i) its Pro Rata share of the Initial Fixed Payment in the amount of $10,000,000 and (ii) Dollar Notes in a fixed Principal amount equal to its Pro Rata Share of $35,559,000, which notes will also evidence both (a) the Holder's Contingent Payment Right to receive, on each Contingent Payment Date, additional Contingent Principal Amounts, under certain circumstances (as hereinafter described), and (b) the Holder's right to receive, on the Excess Cash Payment Date, its Pro Rata share of the aggregate Excess Cash Payment, if any, provided that such share of the amount by which the aggregate Excess Cash Payment exceeds $1,000,000 will be applied as a prepayment of installments of interest payable under the Dollar Notes in direct order of maturity. Moreover, each Holder of an Allowed Class 7 Claim will receive, on the dates set in accordance with Section
6.3 of the Plan, the property
provided for in such Section 6.3 on account of the disallowance or reduction of Disputed Claims. Each of the Dollar Notes require payment of (I) minimum fixed Principal amounts, together with accrued interest on the unpaid balance thereof from time to time outstanding at the rate of 10% per annum, plus (II) under certain circumstances, depending upon the consolidated, financial performance of Avianca-SAM, additional Contingent Principal Amounts. Pursuant to the terms of Plan, whether or not Avianca will be required to make the Excess Cash Payments depends upon the amount of the Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess Cash Payment Date will be no later than 30 days after the Effective Date.

                        Pursuant to the terms of Plan, whether or not there is an Excess Cash Payment to be distributed depends upon the amount of the Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess Cash Payment Date will be no later than 30 days after the Effective Date. The Plan defines the "Excess Cash Payment" as "twenty-five percent (25%) of the amount, if any, by which the Effective Date Cash Balance exceeds $(USD)45,000,000," and defines "Effective Date Cash Balance" as "all unrestricted Cash held by the Debtors and SAM immediately after the Effective Date," after giving effect to the investment to be made, directly or indirectly, by the Equity Sponsors on the Effective Date, after giving effect to various payments required to be made (or reserves for any such payments) by the Debtors on or within thirty (30) days after the Effective Date, and after making various other adjustments as described with particularity in the definition set forth in Section 1.1.63 of the Plan. No assurance can be given respecting the amount, if any, of the Effective Date Cash Balance or the resulting amount, if any, of the Excess Cash Payment.

                        (iii) Class 8 Claims (Colombian-held General Unsecured
                              Claims in Excess of $(COL) 44,319,300).

                        Class 8 Claims are Impaired. Each Holder of an Allowed Class 8 Claim (except for the Holders of the VB Designated Claims) may elect to receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, either (I) (a) on the Distribution Date, its Pro Rata share of the Initial Fixed Payment in the amount of $10,000,000, but payable in Colombian pesos based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date; (b) Class 8 Trust Certificates (or book entries) for a fixed Principal amount equal to its Pro Rata share of $35,559,000, but also payable in Colombian pesos based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date, which certificates/ book entries will also evidence both (i) the Holder's Contingent Payment Right to receive, on each Contingent Payment Date, additional Contingent Principal Amounts, under certain circumstances (as hereinafter described), and (ii) the Holder's right to receive, on the Excess Cash Payment Date, its Pro Rata share of the aggregate Excess Cash Payment, if any, provided that such share of the amount by which the aggregate Excess Cash Payment exceeds $1,000,000 will be applied as a prepayment of installments of interest payable under the Peso Notes in direct order of maturity; and (c) on the dates set in accordance with Section 6.3 of the Plan, the property provided for in such Section 6.3 on account of the disallowance or reduction of Disputed Claims; or (II) a Single Payment Right to receive Colombian pesos in an amount equal to 100% of its Allowed Class 8 Claim, payable on the date that is eight
(8) years and six (6) months after the Effective Date. Each of the Peso Notes requires payment of (A) minimum fixed Principal amounts, together with accrued interest on the unpaid balance thereof from time to time outstanding at the rate of 14% per annum, plus (B) under certain circumstances, depending upon the consolidated, financial performance of Avianca-SAM, additional Contingent Principal Amounts.

                        As explained in the last paragraph of the preceding Section, pursuant to the terms of Plan, whether or not Avianca will be required to make the Excess Cash Payments depends upon the amount of the Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess Cash Payment Date will be no later than 30 days after the Effective Date. No assurance can be given respecting the amount, if any, of the Effective Date Cash Balance or the resulting amount, if any, of the Excess Cash Payment. As agreed by the Holders of the VB Designated Claims, the Holders of such Claims will not receive or retain any property under the Plan (except for the releases provided pursuant to Sections 11.4 and 11.6 of the Plan) on account of or in exchange for the VB Designated Claims, which will be deemed cancelled and discharged as of the Effective Date.

                        (iv) Class 10 Claims (Intercompany Claims by a Debtor or SAM Against Either Debtor).

                        Class 10 Claims are Impaired. On the Effective Date, at the option of Avianca or the Reorganized Debtor, in connection with the transactions contemplated by the Plan, the Holder of each Allowed Intercompany Claim either (a) will retain unaltered the legal, equitable, and contractual rights to which such Allowed Class 10 Claim, in whole or in part, entitles the Holder thereof, or (b) will not receive or retain under the Plan any property or interest in property on account of such Allowed Class 10 Claim, in whole or in part, in which case the portion of such Allowed Class 10 Claim which is being treated in accordance with this clause (b) will be cancelled and discharged. As agreed by SAM, any Intercompany Claims held by SAM will be Allowed and treated in accordance with the foregoing clause (a), and payment of such Allowed Class 10 Claim will be subordinated, pursuant to the provisions of the SAM Subordination Agreement, to the payment in full of all Dollar Notes, all Peso Notes and all Single Payment Rights issued pursuant to the provisions of the Plan, and SAM shall authorize the Creditor Representative to exercise any and all rights of SAM in a subsequent Colombian insolvency proceeding of Avianca S.A., pursuant to the provisions of the SAM Power of Attorney.

                        (v)   Class 11 Interests (Preferred Stock Interests).

                        Class 11 Interests are Impaired. The Holder of record of the Allowed Class 11 Interest on the Distribution Record Date (as reflected on the register maintained by the Preferred Stock Registrar) will not receive or retain any property under the Plan on account of or in exchange for the shares of its Preferred Stock, which shares, pursuant to the provisions of Section 7.4 of the Plan, will be converted into shares of Ordinary Stock, transferred to the SPVs, and, in consideration of the investment being made by the Equity Sponsors, retained by the SPVs.

                        (vi)  Class 12 Interests (Ordinary Stock Interests).

                        Class 12 Interests are Impaired. The Holders of record of Allowed Class 12 Interests on the Distribution Record Date (as reflected on the register maintained by the Ordinary Stock Registrar) will not receive or retain any property under the Plan on account of or in exchange for their shares of Ordinary Stock, which shares will be transferred to the SPVs (except for an insignificant minority thereof) and, in consideration of the investments being made by the Equity Sponsors, retained by the SPVs (or, in the case of the insignificant minority of such shares, by the Holders thereof). In this connection, all of the prepetition Minority Shareholders of Class 12 Interests - i.e., all Holders thereof other than Trust 1, Trust 2, VB, and VB's Affiliates - should be aware that the Equity Sponsors have affirmatively designated that each such Minority Holder will retain the same number of Class 12 Interests as such Minority Holder owns as of the Confirmation Date. However, as a result of the issuance of all of the new shares of Ordinary Stock to be issued to the SPVs in exchange for the equity investments to be made in Avianca S.A. by the Equity Sponsors, the aggregate percentage interest in the equity of Avianca S.A. represented by all of the shares of Ordinary Stock held by such Minority Shareholders will be diluted to approximately one-one hundredth of a percent (0.01%).

            5. Distributions to Holders of Allowed Class 7 Claims and of Allowed Class 8 Claims (Except for the Holders of the Designated VB Claims).

                  (a) Initial Fixed Payment, Dollar Notes, Peso Notes, and Class 8 Trust Certificates.

                        (i) Principal Amount, Denomination, Interest, and Payments.

                        Under the terms of the Plan, Holders of Allowed Class 8 Claims may elect to receive Single Payment Rights, which are more fully described below. All other Holders of Allowed Class 7 and Class 8 Claims (except for the Holders of the Designated VB Claims) will receive their respective Pro Rata share of (i) the Initial Fixed Payment in the amount of $(USD)10,000,000 and (ii) either Dollar Notes, in the case of Holders of Allowed Class 7 Claims, issued through the Dollar Notes Indenture Trustee or Class 8 Trust Certificates (or book entries thereof), in the case of Holders of Allowed Class 8 Claims, issued (or made) by the Class 8 Trustee evidencing beneficial interests in the Class 8 Trust that will hold the Peso Note issued for all Allowed Class 8 Claims as of the Distribution Date and also have the right to receive all payments in respect of the Peso Note placed in the applicable Disputed Claims Reserve, in the case of Holders of Allowed Class 8 Claims, in a specified minimum fixed Principal amount equal to the Holder's Pro Rata share of $(USD)35,559,000. The Dollar Notes will be issued only in denominations of $(USD)1,000 or an integral multiple thereof. The specified amount of the Initial Fixed Payment and the specified principal amount of the Class 8 Trust Certificates (or book entries) that Holders of Allowed Class 8 Claims will receive will be based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date. Both the Dollar Notes and the Peso Notes will be guarantied by Reorganized Avianca, Inc. The specified minimum fixed Principal amount of Dollar Notes will bear interest at the rate of 10% per annum, and the specified minimum fixed Principal amount of the Peso Notes will bear interest at the rate of 14% per annum. This differential in interest rates is necessary so that the Dollar Notes and the Class 8 Trust Certificates will, as nearly as practical, have the same net present value. Based upon projections by the Central Bank of Colombia and private studies, the Colombian peso is forecasted to continue to devaluate, on average, at a rate of [4.0%] per annum against the United States Dollar over the foreseeable future.

                        The specified minimum fixed Principal amount of the Dollar Notes and of the Peso Notes will be paid in eight (8) semi-annual installments, together with interest on the outstanding and unpaid Principal amount thereof from time to time outstanding, in accordance with the following schedule:

FIXED AMOUNT                       PERCENTAGE OF SPECIFIED FIXED
PAYMENT DATE                             PRINCIPAL AMOUNT
------------                             ----------------
June 30, 2005                                   6.7%
December 31, 2005                               9.5%
June 30, 2006                                  10.0%
December 31, 2006                              17.5%
June 30, 2007                                  11.3%
December 31, 2007                              18.8%
June 30, 2008                                  12.8%
December 31, 2008                              13.4%
                                               ----
                                                100%

provided, that (a) principal and interest otherwise due on December 31, 2007 shall be deferred in an amount equal to the lesser of (i) $1,000,000.000, and
(ii) one half of any Incremental Compliance Costs (as defined in the Plan) as of such date (such lesser amount, the "First Compliance Contribution"), and (b) principal and interest otherwise due on December 31, 2008 shall be deferred in an amount equal to the amount, if any, by which the lesser of $2,000,000.000 or one half of any Incremental Compliance Costs as of such date exceeds the First Compliance Contribution (such lesser amount, the "Second Compliance Contribution"). The Incremental Compliance Costs relate to the costs of implementing the Security Advisor Stipulation (as defined in the Plan) that are in excess of currently budgeted costs for security of access to aircraft. The Security Advisor Stipulation is an agreement that the Company is currently negotiating with the U.S. Department of Justice concerning improving the Company's security of access to its aircraft. See Section VI.W below - "CERTAIN RISK FACTORS TO BE CONSIDERED - Aircraft Access." The amounts so deferred will not accrue interest or will bear interest at the legally required minimum, will in no manner affect the fixed principal and interest payments otherwise due on subsequent dates, and will be subsequently payable up to the amounts deferred in accordance with the following schedule:

April 30, 2008 - an amount equal to one half of 85% of the excess of Avianca's
                 EBITDA for the immediately preceding fiscal year over $71,602,255 (i.e. 110% of the forecasted EBITDA);

April 30, 2009 - (A) first, an amount equal to 85% of the excess of Avianca's
                 EBITDA for the immediately preceding fiscal year over $68,475,255 (i.e. 110% of the forecasted EBITDA), to the extent of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $68,475,255 (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

April 30, 2010 - (A) first, an amount equal to 85% of the excess of Avianca's
                 EBITDA for the immediately preceding fiscal year over $65,241,127 (i.e. 110% of the forecasted EBITDA), to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $65,241,127

                 (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause
                 (A); and

April 30, 2011 - (A) first, an amount equal to 85% of the excess of Avianca's
                 EBITDA for the immediately preceding fiscal year over $61,896,616 (i.e. 110% of the forecasted EBITDA), to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one half of 85% of the excess of Avianca's EBITDA for the immediately preceding fiscal year over $61,896,616 (i.e. 110% of the forecasted EBITDA), to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

provided, that in the event that the amounts specified in such schedule are inadequate to repay the deferred amounts, Avianca's obligation on the unpaid balance of the deferred amounts will be cancelled on April 30, 2011. Based upon Avianca's best estimate of the aggregate amount of all Allowed Class 7 Claims and all Allowed Class 8 Claims, the net present value of the Initial Fixed Payment, the Dollar Notes, and the Peso Notes (exclusive of any Excess Cash Payment and of any Contingent Principal Amount) is approximately 35.7% of the aggregate amount of such Allowed Claims.

                        The Dollar Note and the Peso Notes (and the Class 8 Trust Certificates evidencing a beneficial interest in the Class 8 Trust, which will hold Peso Notes and collections thereon), and the Dollar Notes Indenture and the Class 8 Trust Agreement have been designed so that the Dollar Notes distributed to the Holder of a Class 7 Claim will have the same value on the Effective Date as the value of the Class 8 Trust Certificate distributed to the Holder of a Class 8 Claim in the same amount as the Class 7 Claim, and so that the rights held by the Holder of the Class 7 Claim on account of said Dollar Notes will be equivalent to the rights held by the Holder of the Class 8 Claim on account of said Class 8 Trust Certificate.

                        (ii)  Excess Cash Payment.

                        The Dollar Notes and Peso Notes also evidence the right of the Holder thereof to receive, on the Excess Cash Payment Date, its Pro Rata share of the aggregate Excess Cash Payment, if any, provided that such share of the amount by which the aggregate Excess Cash Payment exceeds $1,000,000 will be applied as a prepayment of the installments of interest due and payable under the Dollar Notes and the Peso Notes in the direct order of their maturity. Whether or not Avianca will be required to make the Excess Cash Payments depends upon the amount of the Cash balance of Avianca S.A. actually on hand on the Effective Date. The Excess Cash Payment Date will be no later than 30 days after the Effective Date.

                        (iii) Contingent Payment Rights.

                        In addition, the Dollar Notes and the Peso Notes evidence the Contingent Payment Right of the Holder thereof to receive, on each Contingent Payment Date, additional Contingent Principal Amounts, under certain circumstances. Whether or not Avianca must pay the additional Contingent Principal Amounts is linked to the annual consolidated financial results of operations of Avianca-SAM for each fiscal year ending December 31, 2005 through December 31, 2010. The aggregate Contingent Payment Amounts, if any, to be distributed, on a

Pro Rata basis, to all Holders of all Allowed Class 7 and Class 8 Claims on each of the Contingent Payment Dates is the amount, if any, by which 15% of the consolidated "EBITDA" (as defined in the Plan) of the Reorganized Debtors and SAM for the calendar year ending on December 31 immediately prior to each of the Contingent Payment Dates exceeds the total specified "Fixed Payment Amount" for such prior year ended as of such December 31 set forth in the schedule below. The Contingent Payment Dates are April 30 of 2006 - 2011.

 CALENDAR YEAR                   SPECIFIED TOTAL
ENDED DECEMBER 31             FIXED PAYMENT AMOUNT
-----------------             --------------------
      2005                         $10,000,000
      2006                         $12,500,000
      2007                         $12,500,000
      2008                         $10,000,000
      2009                         $         0
      2010                         $         0

                        (iv) Dollar Notes Issued to Holders of Allowed Class 7 Claims Who Originally Were Putative Creditors of Avianca, Inc.

                        As discussed in detail in Section V.B above - "The Effects and Appropriateness of Substantive Consolidation," it is difficult to accurately segregate the assets and liabilities of Avianca, Inc. from the assets and liabilities of Avianca S.A. Nevertheless, because Avianca, Inc. did maintain its own books and records and routinely recorded revenues and liabilities as its own even though it was acting in its capacity as agent on behalf of Avianca S.A., it is important that a Colombian foreign exchange channel is available in order for Avianca S.A. to be able to make payments under the Dollar Notes that are issued to Creditors who originally were putative Creditors of Avianca, Inc., and not Avianca S.A. In order to ensure that a Colombian foreign exchange channel is available to Avianca S.A. for the purpose of making these payments, Avianca S.A. is capitalizing each of such payments as equity investments in Avianca, Inc. As payments are made under the Dollar Notes by the Dollar Notes Indenture Trustee, or other Paying Agent, payments made to Creditors who were originally putative Creditors of Avianca Inc. will be treated, as between Avianca S.A. and Avianca, Inc., as if such payments were being made directly on behalf of Avianca, Inc. out of the proceeds of the equity investments Avianca S.A. is deemed to have made in Avianca, Inc.

                  (b)   Single Payment Rights.

                  Under the Plan, any Holder of an Allowed Class 8 Claim [Colombian-held General Unsecured Claims In Excess of $(COL)44,319,300] may elect to receive a "Single Payment Right" instead of both its Pro Rata share of the Initial Fixed Payment in the amount of $10,000,000 and a Class 8 Trust Certificate (or book entry thereof) evidencing its beneficial ownership of Peso Notes in a fixed Principal amount equal to its Pro Rata share of $35,559,000, as well as evidencing its right to a Pro Rata share of the Excess Cash Payment, if any, and its Contingent Payment Right to receive additional Contingent Principal Amounts under certain circumstances. The Plan defines "Single Payment Rights" as the right to receive from Avianca S.A. Colombian pesos in an amount equal to 100% of its Allowed Class 8 Claim, payable on the date that is eight (8) years and six (6) months after the Effective Date. Holders of Allowed Class 8

Claims who fail to make an effective election to receive Single Payment Rights will receive Peso Notes and Contingent Payment Rights.

                  The Single Payment Rights have been financially designed, taking into account forecasted inflation and currency devaluations, to have, as nearly as possible, the same current net present value as the sum of (i) a Pro Rata share of the Initial Fixed Payment and (ii) the net present value of either a Dollar Note or a Peso Note in a Principal Amount equal to a Pro Rata share of $35,559,000 (exclusive of any Excess Cash Payment and of any Contingent Principal Amount). However, no assurance can be given that the actual amounts of future inflation and/or future currency devaluations will coincide with such forecasts.

                  (c)   The Dollar Notes Indenture Trustee and Class 8 Trustee.

                  The "Dollar Notes Indenture Trustee" will be an Entity selected by the Committee and approved, after notice and a hearing, by the Bankruptcy Court on or before the Effective Date, that is willing to serve as the trustee under the Class 8 Trust, as trustee under the Dollar Notes Indenture. Likewise, the "Class 8 Trustee" will be an Entity selected by the Committee and approved, after notice and a hearing, by the Bankruptcy Court on or before the Effective Date, that is willing to serve as the trustee under the Class 8 Trust, as trustee under the Class 8 Trust Agreement.

                  (d)   Dollar Notes Indenture and the Class 8 Trust Agreement.

                  The "Dollar Notes Indenture" is the trust indenture between Avianca S.A., as issuer, and the Dollar Notes Indenture Trustee, as trustee, pursuant to which the Dollar Notes will be issued. The Dollar Notes Indenture will be qualified under the U.S. federal Trust Indenture Act of 1939. The Dollar Notes Indenture will substantially follow the American Bar Foundation's Revised Model Simplified Indenture. The "Class 8 Trust Agreement" is the Contrato de Fiducia Mercantil (Trust Agreement) between Avianca S.A., as settlor, and the Class 8 Trustee, as trustee, pursuant to which the Class 8 Trust Certificates (or book entries) will be issued (or made) and which will hold the Peso Note issued on the Distribution Date in respect of all Allowed Class 8 Claims and will have the right to receive all payments in respect of the Peso Note placed in the applicable Disputed Claims Reserve. The Class 8 Trust Agreement will be substantially similar in form and substance to the Dollar Notes Indenture.

                  Both the Dollar Notes Indenture and the Class 8 Trust Agreement will contain customary representations, warranties, indemnifications, conditions, covenants, and other provisions typical for transaction of similar size and complexity as are mutually agreed upon by the parties thereto. Among other provisions, they will contain financial covenants by Reorganized Avianca S.A. covering the following matters: (i) limitations on indebtedness for borrowed money; (ii) limitations on liens; (iii) limitations on shareholder loans and transactions with affiliates; (iv) limitations on the payment of dividends and other restricted payments; and (v) acceleration of the payment of the indebtedness owing under the Dollar Notes, Peso Notes, and Single Payment Rights upon a change in control of Reorganized Avianca S.A. In addition, the Dollar Notes Indenture will provide that all Holders of Dollar Notes will be entitled to receive in full the specified minimum fixed Principal amount thereof and all accrued, unpaid interest thereon, and if the Company is legally, equitably, administratively or otherwise required to make any reductions thereof or deductions therefrom, then the Company shall immediately tender to the Disbursing Agent for the Dollar Notes the amount of any such reduction or deduction (and any additional reductions or deductions on such payments) to ensure that the net amount received on the Dollar Notes is not less than the full amount of principal and interest due under the notes and the Plan.

      D.    PROCEDURES FOR RESOLVING DISPUTED CLAIMS.

            1.    Prosecution Of Objections To Claims.

                  (a)   Objections to Claims.

                  Unless another date is established by the Bankruptcy Court or in the case of any Claims such date is extended by the Bankruptcy Court, all objections to Claims must be filed with the Bankruptcy Court and served on the Holders of such Claims by the later of: (a) 90 days after the Effective Date and
(b) 180 days after a particular proof of Claim has been filed. If an objection has not been filed to a proof of Claim or a scheduled Claim by the general objection Bar Date established in Section 6.1 of the Plan, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been disallowed earlier.

                  (b)   Authority to Prosecute Objections.

                  After the Effective Date, only Reorganized Avianca S.A. and Reorganized Avianca, Inc. will have the authority to file objections with the Bankruptcy Court or to settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Confirmation Date, Reorganized Avianca S.A. and Reorganized Avianca, Inc. may settle or compromise any Disputed Claim with approval of the Bankruptcy Court, after ten (10) days' notice to the Creditors Representative and a hearing, or, if the Reorganized Debtor receives no written objection from the Creditors Representative within ten (10) days after written notice of a settlement or compromise shall have been given to the Creditor Representative, without approval of the Bankruptcy Court, by filing with the Bankruptcy Court a written stipulation resolving such Claim.

            2.    Treatment Of Disputed Claims.

                  (a) No Payments on Account of Disputed Claims; Reserves Established in Lieu of Distributions for Certain Disputed Claims.

                  Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For purposes of receiving distributions pursuant to the Plan, each creditor that has filed with the Bankruptcy Court one or more proofs of Claim will be deemed to hold one Claim, which Claim shall be deemed a Disputed Claim unless and until each account (as defined in Section 9-102(a)(2) of the Uniform Commercial Code of New York) that is a portion of the creditor's Claim becomes an Allowed Claim. In lieu of distributions under the Plan to Holders of Disputed Claims that would be in a Reserve Class if allowed, on the Effective Date, the Reorganized Debtors shall establish Disputed Claims Reserves for Classes 7 and 8, respectively. Reorganized Avianca, Inc. and Reorganized Avianca S.A. shall fund the Disputed Claims Reserves with Dollar Notes and Cash in accordance with the procedures set forth in Section 6.2.2 of the Plan.

                  (b)   Funding of Disputed Claims Reserves.

                        (i)   Disputed Class 7 Claims.

                        On the Effective Date, Reorganized Avianca Inc. shall direct the Dollar Notes Indenture Trustee to deliver to the Disbursing Agent for Class 7 for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount of Dollar Notes to be distributed pursuant to
Article V of the Plan to the Holders of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such securities actually distributed pursuant to Section 7.1.2 of the Plan to the Holders of Claims in Class 7 that were Allowed Claims as of the Effective Date. In addition, on the Distribution Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount of Cash that would be payable on account of the provisions of Section 5.1.7 of the Plan in the aggregate amount to be paid on account of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that have become Allowed Claims as of such time. Moreover, on the Excess Cash Payment Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount, if any, of the Excess Cash Payment that would be payable pursuant to provisions of Section 5.1.7(c) of the Plan (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that have become Allowed Claims as of such time. Additionally, when any payment is due on account of Contingent Payment Rights evidenced by Dollar Notes held in the Disputed Claims Reserve established on account of Claims in Class 7, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount that would be payable on account of Contingent Payment Rights in the aggregate amount to be paid on account of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that have become Allowed Claims as of such time.

                        (ii)  Disputed Class 8 Claims.

                        On the Effective Date, Reorganized Avianca S.A. shall execute and deliver to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount of Peso Notes to be distributed pursuant to Article V above to the Holders of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such securities actually distributed pursuant to
Section 7.1.2 to the Holders of Claims in Class 8 that were Allowed Claims as of the Effective Date. Then, on the Distribution Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount of Colombian pesos that would be payable on account of the provisions of Section 5.1.8(a)(ii) of the Plan in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that have become Allowed Claims as of such time. In addition, on the Excess Cash Payment Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount, if any, of the Excess Cash Payment that would be payable pursuant to provisions of Section 5.1.8(a)(iii) of the Plan (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that have become Allowed Claims as of such time. Moreover, when any payment is due on account of Contingent Payment Rights evidenced by Peso Notes held in the Disputed Claims Reserve established on account of Claims in Class 8, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount that would be payable on account of Contingent Payment Rights in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that have become Allowed Claims as of such time. Furthermore, when any payment is due on account of Single Payment Rights, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount of Colombian pesos that would be payable on account of Single Payment in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that have become Allowed Claims at such time.

                        (iii) Recourse of Holders of Disputed Claims in Classes
                              7 and 8 Ultimately Allowed.

                        Holders of Disputed Claims in Class 7 and Class 8 that are ultimately allowed will have recourse only to the undistributed property in the Disputed Claims Reserve established on account of Claims in Classes 7 and 8, as the case may be, with respect to distributions made on account of their Disputed Claims before such Disputed Claims are allowed, but not otherwise to Reorganized Avianca S.A. or Reorganized Avianca, Inc., or their respective properties or any assets previously distributed on account of any Allowed Claim.

                  (c)   Property Held in Disputed Claims Reserves.

                  Cash held in the Disputed Claims Reserves (including interest, maturities, dividends and other payments received on account of the Dollar Notes, Single Payment Rights, Peso Notes, and the Investment Yield thereon) will be deposited in a segregated bank account in the name of the Disbursing Agent for the applicable Disputed Claims Reserve. The Disbursing Agent for the applicable Disputed Claims Reserve shall invest the cash held in such account in a manner consistent with Reorganized Avianca S.A.'s investment and deposit guidelines. The Disbursing Agent shall also place in the applicable Disputed Claims Reserve the Investment Yield from such investment of cash. Dollar Notes, Peso Notes, and Cash paid on account of Dollar Notes, Peso Notes, the Initial Fixed Payment, the Excess Cash Payment, and Single Payment Rights held in the Disputed Claims Reserves will be held in trust for the benefit of the potential claimants of such property by the Disbursing Agent for the applicable Disputed Claims Reserve and will be accounted for separately.

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

            3.    Distributions On Account Of Disputed Claims Once They Are
                  Allowed.

                  (a)   After Allowance of a Disputed Claim.

                  Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent shall make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section 6.3.2 of the Plan. Holders of Disputed Claims that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the net amount of: (a) any principal, interest, or other payments placed in the applicable Disputed Claims Reserve on account of the Initial Fixed Payment, excess Cash Payment, if any, the Dollar Notes, Single Payment Rights, and Peso Notes that were held in the applicable Disputed Claims Reserve; and (b) a Pro Rata share of the Investment Yield from the investment of any Cash in the applicable Disputed Claims Reserve, from the date payments on account of the Initial Fixed Payment, Excess Cash Payment, if any, Dollar Notes, Single Payment Rights and Peso Notes, as the case may be, would have been due had such Claims then been allowed to the date that such distribution is made from the applicable Disputed Claims Reserve, in each case after reduction for the amount of taxes, if any, paid or payable out of the applicable Disputed Claims Reserve or by Reorganized Avianca S.A. and properly attributable to such interest, maturities, dividends, or other payments received. Whenever a distribution on account of a Disputed Claim in Class 8 becomes an Allowed Claim, the distribution of the Pro Rata share of Class 8 Trust Certificates shall be effected by the transfer to the Class 8 Trustee, for deposit in the Class 8 Trust, of Peso Notes in a fixed principal amount equal to the aggregate share of $35,559,000 and evidencing the Contingent Payment Right to receive the share of the Contingent Principal Amount determined as set forth in the Plan to be distributed on account of said Disputed Claim that have become an Allowed Claim, and Reorganized Avianca S.A. shall direct the Class 8 Trustee to issue to the Holders of said Disputed Claims that have then become Allowed Claims the Class 8 Trust Certificates to be distributed in accordance with the provisions of the Plan governing the Class 8, including the incremental distribution provisions set forth in Section 6.3.2 thereof.

                  (b)   After Resolution of All Disputed Claims.

                  If any property allocated to a Disputed Claims Reserve remains in the Disputed Claims Reserve after all objections to the applicable Disputed Claims have been resolved, such remaining property will be distributed as soon as practicable pursuant to the provisions of the Plan governing the applicable Reserve Class (i.e., Pro Rata), except that if Dollar Notes or Peso Notes remain in the Disputed Claims Reserve established for Claims in Class 7 or Class 8, as the case might be, in a fixed Principal amount that exceeds the Pro Rata share of the General Unsecured Pool Value of $35,559,000 to which the Holders of Allowed Claims in Class 7 are entitled pursuant to the provisions of Section
5.1.7 or 5.1.8 of the Plan (less the fixed principal amount of Plan Securities previously distributed to Holders of Allowed Claims in the applicable Class), then the Plan Securities remaining in such Disputed Claims Reserve in the fixed principal amount of such excess must be returned to Avianca S.A. and cancelled.

            4.    Tax Requirements For Income Generated By Disputed Claims
                  Reserves.

            The Disbursing Agents for the Disputed Claims Reserves shall pay, or cause to be paid, out of the property held in the applicable Disputed Claims Reserves, any tax imposed by any governmental unit on the income generated by the funds held in the applicable Disputed Claims Reserve. The Disbursing Agents shall also file or cause to be filed any tax or information returns related to the Disputed Claims Reserves that are required by any governmental unit.

      E.    MEANS OF PLAN IMPLEMENTATION.

            1.    General Corporate Matters.

            Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall each take such action as is necessary under the laws of the State of New York, federal laws, Colombian laws, and other applicable laws to effectuate the terms and provisions of the Plan. Among other actions, it is a condition to the Plan that, on or before the Effective Date, Reorganized Avianca S.A. shall have obtained approval from the Superintendence of Ports and Transportation of, and shall register with the Chamber of Commerce of Barranquilla, its Restated Charter, in accordance with Article 158 of the Colombian Commercial Code and of
Article 85 of Law 222 of 1995, and Avianca, Inc. shall file its Restated Certificate of Incorporation with the New York Department of State in accordance with New York Business Corporation Law Section 808.

            2.    Effective Date Transactions.

            On the Effective Date, the following transactions (collectively, the "Effective Date Transactions") will be effectuated:

                  (a) Reorganized Avianca S.A. and the Dollar Notes Indenture Trustee shall enter into the Dollar Notes Indenture, and Reorganized Avianca, Inc. shall execute and/or deliver to the Dollar Notes Indenture Trustee all instruments, agreements, legal opinions, and other operative documents required by and relative to the Dollar Notes Indenture (including, but not limited to, the Dollar).

                  (b) Reorganized Avianca S.A. shall direct the Dollar Notes Indenture Trustee to issue, authenticate, and deliver to the Disbursing Agents For Claims in Classes 7, for distribution in accordance with the Plan, the Dollar Notes to be distributed in accordance with the provisions of Section
5.1.7 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  (c) Reorganized Avianca S.A. and the Class 8 Trustee shall enter into the Trust Agreement, and the Class 8 Trustee, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall execute and/or deliver to the Class 8 Trustee all instruments, guaranties, agreements, legal opinions and other operative documents required by and relative to the Class 8 Trust Agreement.

                  (d) Reorganized Avianca S.A. shall execute and deliver to the Class 8 Trustee, for deposit into the Class 8 Trust, a Peso Note in the aggregate fixed principal amount equal to the sum of the fixed principal amounts of the Class 8 Trust Certificates to be distributed in accordance with the provisions of Section 5.1.8 of the Plan and shall place in the Disputed Claims Reserve a Peso Note in the aggregate fixed principal amount determined in accordance with the provisions of Section 6.2.2 of the Plan.

                  (e) Reorganized Avianca S.A. shall direct the Class 8 Trustee to issue to the Holders of Allowed Claims in Class 8 the Class 8 Trust Certificates to be distributed in accordance with the provisions of Section
5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  (f) Valores Bavaria and Reorganized Avianca S.A. shall execute and deliver such agreements, instruments, and other documents as are necessary or appropriate to carry out the undertaking by Valores Bavaria to assume the VB Liabilities.

                  (g) Reorganized Avianca S.A. shall disburse up to $740,000 in Cash payments to eligible management personnel in accordance with the provisions of the Restructuring Bonus Plan.

                  (h) Reorganized Avianca S.A. shall remit (either to the Disbursing Agent for Claims in Class 7 or to the Disbursing Agent for Claims in Class 8) the Initial Fixed Payment of $(USD)10,000,000, to be distributed in accordance with the provisions of Sections 5.1.7 and 5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section
6.2.2 of the Plan.

                  (i) Reorganized Avianca S.A. shall remit (either to the Disbursing Agent for Claims in Class 7 or to the Disbursing Agent for Claims in Class 8) a good faith estimate of the Excess Cash Payment, if any, to be distributed in accordance with the provisions of Sections 5.1.7 and 5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  (j) The DIP Lenders shall mark all instruments evidencing Avianca's indebtedness to the DIP Lenders under the DIP Financing Facility "Cancelled" and shall deliver the same to the Reorganized Debtor and shall release any and all collateral securing such indebtedness.

                  (k) Reorganized Avianca S.A. and SAM shall enter into the SAM Subordination Agreement in accordance with the terms of Section 5.1.10 of the Plan.

                  (l) SAM shall execute and deliver to the Creditor Representative the SAM Power of Attorney in accordance with the terms of Section
5.1.10 of the Plan.

                  (m) All other agreements, instruments and other documents required to be procured, executed and/or delivered and all payments to be made in order to effect the closing of the Transactions (as defined in Investment Agreement) must be executed, delivered, or made, as the case might be.

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

            3. Management of Reorganized Avianca S.A. And Reorganized Avianca, Inc.

            Under the Plan, from and after the Effective Date, the respective Boards of Directors and the officers of Reorganized Avianca S.A. and of Reorganized Avianca, Inc. are likely to change; and the persons holding positions as directors and/or officers might be different from those holding such positions prior to the Effective Date. The composition of such Boards of Directors and of such officers will be determined in accordance with the respective provisions of the Restated Charter and Restated Bylaws of Reorganized Avianca S.A. and of Reorganized Avianca, Inc. See Section III.D above - "Pre-Effective Date Management" and Section III.J above - "Post-Effective Date Management."

            4.    Substantive Consolidation.

            Except as otherwise expressly provided in the Plan, the Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall continue to maintain their separate corporate existences for all purposes other than the treatment of Claims under the Plan. On the Effective Date, the Substantive Consolidation order will have the effects set forth in Section 7.3 of the Plan, which are described above in the last paragraph of Section V.B hereof - "The Effects and Appropriateness of Substantive Consolidation."

            5.    Investments.

            On the Effective Date, the following transaction will be effectuated in order to recapitalize Avianca S.A.:

                  (a)   Transfer of Valores Bavaria's Equity Securities.

                  On the Effective Date, Valores Bavaria and its Subsidiaries shall, pursuant to Section 2.3 of the Investment Agreement, transfer to the SPVs, in exchange for the payment of $(USD)100, any and all of their respective ownership interests in the equity securities of Avianca S.A., including any and all of their respective ownership interests in the Ordinary Stock and in 101,746,321,334 shares of the Preferred Stock, and in any and all other securities convertible into stock of Avianca S.A.

                  (b) Transfer of Equity Securities of Avianca S.A. and SAM Held on the Effective Date.

                  On the Effective Date, Valores Bavaria and the Coffee Federation shall, in accordance with the provisions of Sections 2.2 and 3.1.7 of the of the Investment Agreement, secure the transfer to the SPVs by Trust 1 and Trust 2, in exchange for the payment of $(USD)100, of all of their respective shares of Ordinary Stock and Preferred Stock and all of their respective shares of equity securities in SAM.

                  (c)   Transfer of the DIP Loan.

                  In order to facilitate the conversion into equity of the Claim arising from the principal indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, on the

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

Effective Date, Valores Bavaria and PrimeOther shall, pursuant to Section 2.1 of the Investment Agreement, transfer to the Coffee Federation, in exchange for the payment of $(USD)6,500,000, their respective interests in such Claim.

                  (d)   Investment by the Coffee Federation.

                  For the consideration described in Section V.E.4(f) below - "Distributions of Equity Securities of Avianca S.A.," on the Effective Date, the Coffee Federation shall release and cancel all Claims arising from the principal indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility, i.e., Claims in the amount of $(USD)18,500,000.

                  (e)   Investment by Oceanair

                  For the consideration described in the next Section hereof, Oceanair, directly or indirectly (through one of its Affiliates) shall (a) on the Effective Date, contribute to Reorganized Avianca S.A., for the account of the SPVs, Colombian pesos having the value, determined on the Business Day immediately preceding the Effective Date, of the sum of $(USD)9,821,429, (b) on the dates set forth in Section V.E.4(g) below - "Post-Effective Date Investments," remit to Reorganized Avianca S.A., for the account of the SPVs, the sums set forth therein, all in accordance with the terms of the Investment Agreement, and (c) on the Effective Date, deliver to Reorganized Avianca S.A., to secure its obligations to make the investments set forth in Section V.E.4(g) hereof, the Letter of Credit. See Section B.3.(b)(ii) of SUMMARY OF PLAN above -- "Investments by Equity Sponsors, Equity Investments, Oceanair Transactions, Letter of Credit."

                  (f)   Distributions of Equity Securities of Avianca S.A.

                  As a general rule, with some exceptions, under Colombian law, issued and outstanding shares of stock cannot be cancelled, but the percentage interest in the equity of a company represented thereby may be substantially diluted by the issuance of additional shares of stock. The Minority Shareholders of shares of Ordinary Stock on the Effective Date will, therefore, be permitted to retain the same respective number of shares of Ordinary Stock after the Effective Date as each of them holds on the Effective Date, but their aggregate percentage interest in the equity of Reorganized Avianca S.A. will be diluted to approximately one-hundredth of one per cent (0.01%) after the issuance of all of the shares of Ordinary Stock of Reorganized Avianca S.A. contemplated by the Plan.

                  Accordingly, in consideration of the investments being made by the Equity Sponsors described in the immediately preceding two (2) Sections hereof (and not on account of the Interests in Reorganized Avianca S.A. held by the Holders of such Interests as of the Effective Date), 99.99% of the Ordinary Stock and Preferred Stock outstanding on the Effective Date will be transferred to the SPVs as described in the foregoing Section V.E.4(b) above (and the remaining outstanding shares of Ordinary Stock held by Minority Shareholders - i.e., Holders as of the Effective Date other than Valores Bavaria, its Affiliates, and the Coffee Federation - will be retained by such Minority Shareholders). In addition, Reorganized Avianca S.A. shall also issue to the SPVs (in the manner designated by the Equity Sponsors) an additional number of shares of Ordinary Stock equal to the number of Colombian pesos having the value of $(USD)28,321,429, determined based upon the exchange rate in effect on the Business Day immediately preceding the

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Effective Date. All of such shares will be issued at a subscribed, paid-in capital price of $(COL)0.01 per share and with a premium, capital surplus of $(COL)0.99 per share.

                  (g)   Post-Effective Date Investments.

                  After the Effective Date, Oceanair, directly or indirectly (through one of its Affiliates), will, in accordance with the terms of the Investment Agreement, make, for the account of the SPVs, the following investments in Reorganized Avianca S.A. in the aggregate amount of $(USD)34,678,571:

                        - Until Oceanair, directly or indirectly (through one of its Affiliates), has made, in accordance with the provisions of
      Section 7.4.7 of the Plan, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(USD)34,678,571 (whether in return for equity or Subordinated Debt), Oceanair, directly or indirectly (through one of its Affiliates), will invest in Reorganized Avianca S.A., for the account of the SPVs, thirteen (13) equal monthly installments, commencing on the first (1st) Business Day of the first
      (1st) month following the Effective Date and continuing on the first (1st) Business Day of each of the following twelve (12) months thereafter, each in the amount of Colombian pesos having the value of $(USD)321,429, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, and, in exchange therefor, Avianca S.A. shall issue to the SPVs, at or about the end of each six (6) month period following the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair has invested in Reorganized Avianca S.A., for the account of the SPVs, pursuant to the foregoing provision of this clause during such six (6) month period. All of such shares will be issued at a subscribed, paid-in capital price of $(COL)0.01 per share and with a premium, capital surplus of $(COL)0.99 per share.

                        - Until Oceanair, directly or indirectly (through one of its Affiliates), has, in accordance with the provisions of Section
      7.4.7 of the Plan, made, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(USD)34,678,571, Oceanair, directly or indirectly (through one of its Affiliates) will invest in Reorganized Avianca S.A., for the account of the SPVs, thirteen
      (13) monthly installments, commencing on the first (1st) Business Day of the first (1st) month following the Effective Date and continuing on the first (1st) Business Day of each of the following twelve (12) months thereafter, each in the amount of Colombian pesos having the value, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, of the U.S. dollar amount equal to the lesser of (i) $(USD)4,500,000 or (ii) the greater of $(USD)1,500,000 or the amount, if any, by which the Minimum Cash Balance (as defined in the Plan) exceeds the Actual Cash Balance, and, in exchange therefor, Reorganized Avianca S.A. shall issue to the SPVs, at or about the end of each six (6) month period following the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair has invested in Reorganized Avianca S.A., for the account of the SPVs, pursuant to this clause during said six (6) month period. All of such shares will be

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      issued at a subscribed, paid-in capital price of $(COL)0.01 per share and with a premium, capital surplus of $(COL)0.99 per share. As defined in
      Section 1.1.91 of the Plan, "Minimum Cash Balance" means $(USD)35 Million, converted into Colombian pesos at the exchange rate in effect on the day before the date of calculation, subject to adjustment as more specifically set forth in said Section 1.1.91. See Section 1.1.91 of the Plan for definition of "Minimum Cash Balance."

                        - Until Oceanair, directly or indirectly (through one of its Affiliates), has, in accordance with the provisions of Section
      7.4.7 Plan, made, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(USD)34,678,571(whether in return for equity or Subordinated Debt), Oceanair, directly or indirectly (through one of its Affiliates), will invest in Reorganized Avianca S.A., for the account of the SPVs, additional monthly installments, commencing on the first (1st) Business Day of the fourteenth (14th) month following the Effective Date and continuing on the first (1st) Business Day of each month thereafter, each in the amount of Colombian pesos having the value, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, of the U.S. dollar amount equal to the lesser of (i) $(USD)4,500,000 or (ii) the greater of $(USD)1,500,000 or the amount, if any, by which the Minimum Cash Balance (as defined in the Plan) exceeds the Actual Cash Balance; and, in exchange therefor, the SPVs shall receive from Avianca S.A. the following: (A) the right to receive, at or about the end of each six (6) month period commencing the fourteenth (14th) month after the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair, directly or indirectly (through one of its Affiliates), shall have invested in Avianca S.A., for the account of the SPVs, pursuant to this clause on such first (1st) Business Day (and all of such shares will be issued at a subscribed, paid-in capital price of $(COL)0.01 per share and with a premium, capital surplus of $(COL)0.99 per share), but only to the extent, if any, that the Minimum Cash Balance exceeds the Actual Cash Balance of Reorganized Avianca S.A. reflected on its books and records on the last Business Day of the immediately preceding month, and (B) Subordinated Debt in the principal amount, if any, by which $(USD)1,500,000 exceeds the amount, if any, by which the Minimum Cash Balance exceeds such Actual Cash Balance. See Section 1.1.91 of the Plan for definition of "Minimum Cash Balance."

In addition to the amounts specified above, Oceanair shall, on December 31, 2007, invest in Reorganized Avianca S.A., for its own account, an amount equal to the lesser of $(USD)1,000,000 or one-half (1/2) of any Incremental Compliance Costs as of such date. In exchange therefor, Reorganized Avianca S.A. shall promptly issue to Oceanair a debt instrument in the principal amount of such investment made that is payable (on a junior or pro rata basis, as applicable, with certain, potential deferred debt payments to Class 7 and Class 8 creditors described in Section V.5(a) above) out of 85% of Avianca's EBITDA in excess of 110% of Avianca's forecasted EBITDA, or, if insufficient excess EBITDA exists to cover such debt, then on April 30, 2011, such debt will be cancelled.

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                  (h)   Allocation of Ownership of SPVs.

                  In consideration of the investments made and undertaken to be made as set forth in Sections 7.4.4, 7.4.5, and 7.4.7 of the Plan as described above, the Equity Sponsors have agreed, pursuant to the terms of the Investment Agreement and the other Transaction Documents (as defined in the Investment Agreement), that Oceanair will hold 75% of the beneficial ownership of each SPV and that the Coffee Federation will hold 25% of the beneficial ownership of each SPV.

            6.    Corporate Action.

                  (a)   Avianca S.A and Reorganized Avianca S.A.

As of the Effective Date, Reorganized Avianca S.A. shall have adopted the Avianca S.A. Restated Charter, and the charter of Reorganized Avianca S.A. shall thereupon be in the form of Avianca S.A. Restated Charter. The Avianca S.A. Restated Charter shall, among other things, contain appropriate provisions consistent with the Plan and other Plan Documents (a) prohibiting the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, and (b) implementing such other matters as Reorganized Avianca S.A. believes are necessary and appropriate to effectuate the terms and conditions of the Plan. Except as specifically provided in the Plan, the adoption of the Avianca S.A. Restated Charter or similar constituent documents, the selection of directors and officers for Reorganized Avianca S.A., the distribution of Cash, and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized Avianca S.A. shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, officers or directors of Reorganized Avianca S.A. To the extent required by law, the Boards of Directors of Avianca S.A. and of Reorganized Avianca S.A., respectively, shall take all such actions as may be necessary from time to time to approve all of the foregoing, if any, as may be required by applicable law, as well as to take all actions as may be necessary to meet all of the requirements of the Plan, including, but not limited to, the issuance of all Plan Securities to be issued by Avianca S.A. or Reorganized Avianca S.A.. As agreed by the Coffee Federation and Valores Bavaria pursuant to the terms of the Investment Agreement, the Coffee Federation and Valores Bavaria shall secure the approval by Trust 1 and Trust 2 of the issuance of the shares of Ordinary Stock pursuant to the provisions of Section 7.4.6 of the Plan and the conversion of each share of Preferred Stock into one (1) share of Ordinary Stock, all free of the application of preemptive rights as otherwise provided by the Restated Avianca S.A. Charter. Reorganized Avianca S.A. shall adopt such resolutions and regulations, if any, as shall be necessary to effect the issuance of the shares of Ordinary Stock pursuant to the provisions of Sections 7.4.6 and 7.4.7 of the Plan and the conversion of each share of Preferred Stock into one (1) share of Ordinary Stock free of the application of preemptive rights as otherwise provided by the Avianca S.A. Restated Charter. Reorganized Avianca S.A., the Coffee Federation and Valores Bavaria shall take such action as may be necessary or appropriate to secure the approval by the Superintendent of Ports and Transportation of the conversion of such shares of Preferred Stock into shares of Ordinary Stock pursuant to the provisions of the Investment Agreement.

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                  (b)   Avianca, Inc. and Reorganized Avianca, Inc.

                  As of the Effective Date, Reorganized Avianca, Inc. will be deemed to have taken such corporate action, subject to the approval of its sole stockholder, as is required to adopt the Avianca, Inc. Restated Certificate of Incorporation containing provisions consistent with the Plan and other Plan Documents and implementing such matters as Avianca, Inc. believes are necessary and appropriate to effectuate the terms and conditions of the Plan, including provisions authorizing the issuance and distribution of the Plan Securities, and as is required to effect the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Avianca, Inc.. To the extent required by law, the Boards of Directors of Avianca, Inc. and of Reorganized Avianca Inc., respectively, shall take such action as may be necessary from time to time to approve such of the foregoing, if any, as may be required by applicable law, as well as take all actions as may be necessary to meet all requirements of the Plan, including, but not limited to, the issuance of all of the Plan Securities to be issued by Avianca, Inc. or Reorganized Avianca, Inc.

            7.    Distributions.

                  (a)   Generally.

                  All distributions required by the Plan to Holders of Allowed Claims will be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided that no Disbursing Agreement will be required if Reorganized Avianca S.A. (in its capacity as a Disbursing Agent) or Reorganized Avianca, Inc. (in its capacity as a Disbursing Agent) makes such distributions. A Disbursing Agent may designate, employ or contract with other Entities to assist in or perform the distribution of the property to be distributed. Each and every Disbursing Agent and/or such other Entities may serve without bond.

                  (b)   Means of Cash Payment.

                  U.S. dollar denominated Cash payments required by the Plan will be made by check drawn on a domestic U.S. bank, or, at the option of Reorganized Avianca Inc., by wire transfer from a domestic U.S. bank, except that payments made to Colombian or other foreign Creditors holding Unsecured Claims or at the option of Reorganized Avianca S.A. to Colombian or other foreign governmental units holding Priority Tax Claims will be made by such means as are customary or as may be necessary in a particular foreign jurisdiction. Colombian peso denominated Cash payments required by the Plan will be made by such means as are customary in the Republic of Colombia and/or as may be required by the laws of the Republic of Colombia.

                  (c)   Calculation of Distribution Amounts of Securities.

                        (i)   Limitations on Denominations Of Dollar Notes.

                        Subject to the provisions of Section 7.6.3 b of the Plan, Dollar Notes will be issued only in denominations of $(USD)1,000 or an integral multiple thereof.

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                        (ii)  No Fractional Dollar Notes Issued.

                        The Plan defines "Fractional Dollar Notes" to mean that portion of the principal amount of a Dollar Note that (a) exceeds zero dollars or an integral multiple of $(USD)1,000.00 but is less than $(USD)1,000.00, and
(b) would be distributed to the Holder of record of an Allowed Class 7 Claim absent the limitation set forth in Section 7.6.6a of the Plan on the denominations of Dollar Notes to be issued pursuant to the Plan.

                        On the Distribution Date, or as soon thereafter as reasonably practicable, the Disbursing Agent for Class 7 Claims shall calculate the aggregate principal amount of Fractional Dollar Notes that would be distributed to Holders of record of Allowed Class 7 Claims fulfilling the conditions for distributions under the Plan, absent the limitation set forth in
Section 7.6.3a of the Plan on the denominations of Dollar Notes to be issued pursuant to the Plan. Such Disbursing Agent will from time to time notify Reorganized Avianca S.A. of such aggregate principal amount of Fractional Dollar Notes, and Reorganized Avianca, S.A. shall promptly after receiving such notice deliver to such Disbursing Agent Cash in such aggregate principal amount for the purpose of distributing to each Holder of record of Allowed Class 7 Claims Cash in the dollar amount of the Fractional Dollar Notes to which such Holder would have been entitled, absent the limitation set forth in Section 7.6.6a of the Plan on the denominations of the Dollar Notes.

                  (d)   Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010, distributions to Holders of Allowed Claims will be made at the address of each such Holder as set forth on the Chapter 11 schedules filed by Avianca with the Bankruptcy Court, unless superseded by the address as set forth on proofs of Claim filed by such Holders or other writings notifying Avianca of a change of address (or at the last known address of such a Holder if no proof of Claim or proof of Interest is filed or if Avianca has not been notified in writing of a change of address). If any Holder's distribution is returned as undeliverable, no further distributions to such Holder will be made, unless and until Reorganized Avianca, Inc. or the Disbursing Agent is notified of such Holder's then current address, at which time all missed distributions will be made to such Holder together with any interest or dividends earned thereon. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions will be made on or before the later of the second anniversary of the Distribution Date and the date ninety (90) days after such Claim is Allowed. After such date all unclaimed property held by a Disbursing Agent for distribution to Holders of Allowed Claims will, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the Designated VB Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive Single Payment Rights), and the Claim of any Holder with respect to such property will be discharged and forever barred.

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

                  (e) Timing and Amounts of Distributions to Holders of Allowed Claims in Reserve Classes.

                  The amount of distributions to be made on the Effective Date to Holders of Allowed Claims in the Reserve Classes will be calculated as if each Disputed Claim in the applicable Class were an Allowed Claim in its Face Amount. Beginning on the date that is 30 days after the end of the calendar quarter following the Effective Date and quarterly thereafter, distributions will also be made pursuant to Section 6.3.1 of the Plan to Holders of Disputed Claims in the Reserve Classes whose Claims were allowed during the preceding calendar quarter.

                  Whenever from time to time all or any portion of a Disputed Claim becomes a Disallowed Claim, the consideration placed in a Disputed Claims Reserve on account of the Disputed Claim shall be distributed to the Holders of Allowed Claims in accordance with the following: On each Annual Additional Distribution Date, each Holder of a previously allowed Claim in a Reserve Class will receive an additional distribution from the Disputed Claims Reserve on account of such Claim in an amount equal to (i) the amount of consideration that such Holder would be entitled to receive as if such Claim had become an Allowed Claim during the calendar quarter ending on the applicable Annual Additional Distribution Date, minus (ii) the aggregate amount of consideration previously distributed on account of such Claim. Each such annual additional distribution will also include, on the basis of the amount then being distributed, the net amount of: (i) a Pro Rata share of any principal, interest, or other payments received on account of the Initial Fixed Payment, the Excess Cash Payment, if any, the Dollar Notes or Peso Notes (including the Contingent Payment Rights evidenced by the Dollar Notes or Peso Notes) and the Single Payment Rights, as the case might be, that were held in the applicable Disputed Claims Reserve; and
(ii) a Pro Rata share of the Investment Yield from the investment of any Cash in the applicable Disputed Claims Reserve, from the date payments on the account of the Initial Fixed Payment, Excess Cash Payment, if any, Dollar Notes, Single Payment Rights, and Peso Notes would have been due had such Claim initially been paid 100% of the allowed amount to the date that such distribution is made, in each case after reduction for the amount of taxes paid or payable out of the applicable Disputed Claims Reserve or by Reorganized Avianca S.A. and properly attributable to such interest, maturities, dividends, other payments received or Pro Rata share of Investment Yield.

                  In the event that the principal amount of Dollar Notes deposited in the Disputed Claims Reserve established for Claims in Class 7 is insufficient to make the distribution on an Annual Additional Distribution Date pursuant to the provisions described in the immediately preceding paragraph, Reorganized Avianca S.A. is obligated under the provisions of Section 7.6.5 of the Plan to direct the Dollar Notes Indenture Trustee to issue, authenticate, and deliver additional Dollar Notes to the Disbursing Agent for Claims in Class 7, to be placed in said Disputed Claims Reserve and distributed in accordance with the provisions described in the preceding paragraph hereof in the amount required to eliminate the insufficiency. Moreover, in the event that the principal amount of Peso Notes deposited in the Disputed Claims Reserve established for Claims in Class 8 is insufficient to make the distribution on an Annual Additional Distribution Date pursuant to the provisions described in the immediately preceding paragraph, Reorganized Avianca S.A. shall execute and deliver to the Disbursing Agent for Claims in Class 8, to be placed in said Disputed Claims Reserve and distributed in accordance with the provisions described in the preceding paragraph hereof in the amount required to eliminate the insufficiency. Additionally, in

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

the event that the amount of Cash in a Disputed Claims Reserve is insufficient to make the distribution on an Annual Additional Distribution Date pursuant to the provisions described in such preceding paragraph hereof, the Cash in each such Disputed Claims Reserve will be reallocated and/or Reorganized Avianca S.A. shall deliver Cash to the Disbursing Agent for Claims in the affected Class, for placement in the applicable Disputed Claims Reserve, so that each such Disputed Claims Reserve contains sufficient funds to make all distributions on such Annual Additional Distribution Date provided for pursuant to the provisions of
Section 7.6.5b of the Plan.

                  (f)   Fees and Expenses of Disbursing Agents.

                  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Confirmation Date, and any compensation and expense reimbursement claims (including reasonable fees and expenses of its attorneys and other agents) made by such Disbursing Agent will be paid by Reorganized Avianca S.A. in accordance with the applicable Disbursing Agreement without further order of the Bankruptcy Court; provided that the Bankruptcy Court will hear and determine any disputes in respect of such fees and expenses.

                  (g)   Time Bar to Cash Payments.

                  Checks issued by Reorganized Avianca S.A. or Reorganized Avianca, Inc. in respect of Allowed Claims will be null and void if not negotiated within six (6) months after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized Avianca S.A. or Reorganized Avianca, Inc. by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check must be made on or before the second anniversary of the Distribution Date. After such date, all claims in respect of void checks will be discharged and forever barred, and the funds represented thereby will, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the Designated VB Claims and excluding Allowed Claims in Class 8 held by Holders who have elected to receive Single Payment Rights).

                  (h)   De Minimis Distributions.

                  Notwithstanding any provision to the contrary contained in the Plan, no distribution of less than twenty-five dollars [$(USD)25.00] or less than seventy-five thousand pesos [$(Col) 75,000.00] in Cash will be made to any Holder of an Allowed Claim, unless such Holder has requested such distribution in writing from Reorganized Avianca S.A. before the second (2nd ) anniversary of the Confirmation Date. Such undistributed amount will be, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the Designated VB Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive Single Payment Rights).

            8.    Vesting Of Property Of Avianca.

            Except as otherwise provided in the Plan (including any Plan Document) or any other indentures, instruments or agreements to be executed and delivered pursuant to the Plan or the

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Confirmation Order, upon the Effective Date all property of the combined Estate, wherever situated, shall vest in Reorganized Avianca S.A. or Reorganized
Avianca, Inc., as the case may be, and will be retained by Reorganized Avianca S.A. or Reorganized Avianca, Inc. or distributed to Creditors or Interest
Holders as provided in the Plan. On the Effective Date, all property of the combined Estate, whether retained by Reorganized Avianca S.A. or Reorganized Avianca, Inc. or distributed to Creditors or Interest Holders, will be free and clear of all Claims, Liens, Encumbrances and interests, except the Claims, Liens, Encumbrances and interests of Creditors and Interest Holders expressly provided for in the Plan (including any Plan Document).

            9.    Preservation And Maintenance Of Causes Of Action..

            Except as otherwise provided in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized Avianca S.A. and Reorganized Avianca, Inc. will retain and may enforce any claims, rights and causes of action that Avianca or its Estate may hold against any Entity, including avoidance, recovery or other actions, claims, rights and causes of action, whether pending on the Effective Date, arising under sections 510, 542-550 or 553 of the Bankruptcy Code or otherwise.

                  (a)   Non-Insider Avoidance Actions.

                  The Debtors believe that efforts to avoid potentially preferential transfers to non-Insiders pursuant to 11 U.S.C. Section 547 would be expensive and yield little benefit to the estate. The Debtors listed payments to Creditors within ninety (90) days prior to the Petition Date on Exhibit 3a to the Statement of Financial Affairs for Avianca S.A. and for Avianca, Inc. The gross amount of payments to Creditors during this 90-day period for Avianca S.A. totaled $124,024,388, and for Avianca, Inc., they totaled $21,013,171. Although these appear to be significant numbers, the gross payments listed do not take into account valid defenses such as ordinary course and new value that would dramatically reduce the recovery of such amounts. Furthermore, the vast majority of the payments were made to Colombian Creditors, and the Bankruptcy Court has no basis to obtain jurisdiction over them other than by their voluntarily submitting to the Court's jurisdiction.

                  While there may be circumstances where certain transactions would be avoidable under provisions of the Bankruptcy Code, the Debtors have serious doubts as to the extraterritorial application of the U.S. Bankruptcy Code to Colombian Creditors in Colombian courts. This is particularly true where the "center of gravity" of the transaction is not in the United States. See Maxwell Communication Corp. v. Societe Generale plc (In re Maxwell Communication Corp.), 186 B.R. 807, 812 (S.D.N.Y. 1995), aff'd 93 F.3d 1036 (2nd Cir. 1996).

                  With regard to transactions with U.S. Creditors for whom jurisdiction and extraterritorial application of U.S. laws is not an issue, the Debtors believe that pursuit of avoidance actions against U.S. Creditors only would violate the fundamental fairness principles of the Bankruptcy Code. Accordingly, the Debtors do not currently intend to pursue any non-Insider avoidance actions.

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

                  (b)   Insider Avoidance Actions.

                  The Debtors also believe that efforts to avoid potentially preferential transfers to Insiders pursuant to 11 U.S.C. Section 547 would yield little benefit to the estate. The Debtors have determined that, in the one year period prior to the filing of the cases, the Debtors transferred $34,132,559.46 to Aces; $3,169,337.42 to SAM; $755,176.77 to Helicol; $14,587,253 to other affiliates; and $5,500,000 between the Debtors. The Debtors' review of these transactions reveals that the vast majority of the transfers were made in reimbursement of payments one entity made on behalf of another based on cash flow needs and pre-existing relationships. Because these transactions occurred both ways, with the Debtors sometimes paying amounts owed by affiliates, any such claims are subject to offset. Avoidance and recovery of any of these transactions would involve complex forensic accounting and the significant costs associated with such accounting.

                  The Debtors also made payments during the one year prior to the filing of the case to various officers and directors, who may be considered Insiders in the aggregate amount of $(COL)3,268,559,349. These amounts were payments made in the ordinary course of the Debtors' businesses for salary, regular bonuses, and benefits to which the recipients were entitled under their employment agreements or Colombian laws. Moreover, efforts to recover any of such amounts in an avoidance action under the Bankruptcy Code could also be subject to the same difficulties set forth in (a) above by reason of the related transactions' lack of connection to the United States. As a result, the Debtors do not believe that such transfers are avoidable. Accordingly, the Debtors do not currently intend to pursue any Insider avoidance actions.

      F.    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

            1.    General Treatment.

            All unexpired leases and Executory Contracts of Avianca will be rejected by Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, as of the Effective Date, unless (a) assumed under Section 9.2 of the Plan, or (b) assumed pursuant to an order entered on or prior to the Effective Date, or (c) a motion to assume any such Executory Contract or unexpired lease is pending before the Bankruptcy Court on the Effective Date, or (d) assumed pursuant to the Confirmation Order, or (e) rejected pursuant to an Order entered on or prior to the Effective Date.

            2.    Assumed Contracts And Leases.

            The Executory Contracts and unexpired leases of Avianca S.A. or Avianca, Inc. specifically identified on SCHEDULE 9.2 to the Plan will be assumed by Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case might be, as of the Effective Date.

            3.    Bar To Rejection Damages.

            Section 9.2 of the Plan provides that, if the rejection of an Executory Contract or unexpired lease by Avianca results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a filed proof of Claim or barred by a Final Order, will be forever barred and will not be enforceable against the Debtor, Reorganized Avianca

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S.A. or Reorganized Avianca, Inc. or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is filed with the Bankruptcy Court within thirty (30) days after the later of (a) the entry of a Final Order authorizing such rejection and (b) the Confirmation Date, or within such other period as may be ordered by the Bankruptcy Court.

            4.    Cure Of Defaults For Executory Contracts And Unexpired Leases.

            Each Executory Contract and unexpired lease to be assumed pursuant to the Plan will be reinstated and rendered unimpaired in accordance with Sections 1124(2) and 365(b)(1) of the Bankruptcy Code. In connection therewith, Avianca shall: (a) cure, or provide adequate assurance that it will cure, any monetary default (other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Distribution Date or on such other terms as the parties to such Executory Contract or unexpired lease may otherwise agree, (b) compensate, or provide adequate assurance that Avianca will promptly compensate, parties other than Avianca to such contract or lease for any actual pecuniary loss to such parties resulting from such default, and (c) provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of Reorganized Avianca S.A. or Reorganized Avianca, Inc. or any of their assignees to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments or performance required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

            5.    Rejection Claims.

            Any Rejection Claim not barred pursuant to the provisions of Section
9.2 of the Plan, as described above in Section V.F.2 hereof - "Bar to Rejection Damages," will be an Allowed Claim in the amount set forth in the filed proof of Claim evidencing such Claim unless an objection is filed to such Claim not later than sixty (60) days after the filing of such proof of Claim or thirty (30) days after the Effective Date. Upon the filing of any such objection, the amount of the Allowed Rejection Claim, if any, will be determined by the Bankruptcy Court unless such Claim has sooner become an Allowed Claim.

      G.    CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE.

            1.    Conditions Precedent To Confirmation Of The Plan.

            Confirmation of the Plan will not occur unless all of the following conditions precedent (collectively, the "Confirmation Conditions") have been satisfied or, in accordance with Section 10.3 of the Plan, waived:

                  (a) The Confirmation Order must approve in all respects all of the provisions, terms, and conditions of the Plan (including, but not limited to, all EXHIBITS thereto);

                  (b) The Confirmation Order must approve in all respects all of the provisions, terms, and conditions of the Investment Agreement;

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                  (c)   The Substantive Consolidation Order must have been
entered or included in the Confirmation Order;

                  (d) All of the requirements of section 1129 of the Bankruptcy Code must be met;

                  (e) Whether or not Class 8 accepts the Plan, Creditors holding at least 80% in amount of Claims in Class 8 allowed for purposes of voting on the Plan must have agreed in writing to be bound by the provisions of the Plan by executing and delivering to Avianca or its designee a Novation Agreement;

                  (f) The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Administrative Claims, excluding Claims the Holders of which have then agreed to accept treatment other than payment in Cash in full on the Distribution Date and also excluding such Claims representing obligations incurred by Avianca in the ordinary course of business, is reasonable and is not in excess of $(USD)12,800,000;

                  (g) The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Allowed Priority Claims is reasonable and is not in excess of $(USD)4,000,000;

                  (h) The Confirmation Order must include a finding that the Debtor's estimate of the aggregate amount of Allowed Class 9 Claims is reasonable and is not in excess of $(USD)4,500,000; and

                  (i) The Confirmation Order must include a finding that the only material Claims in Class 6 are (a) Claims that are the Secured Claims arising from the indebtedness of Avianca S.A. on account of its legal obligation to provide for the payment of pension benefits to which employees or former employees of Avianca S.A. or SAM are entitled as a result of their employment by Avianca S.A. or SAM, as the case might be, which are secured, in whole or in part, by the collateral assignment of instruments or other evidences of indebtedness on which Valores Bavaria is an obligor and (b) Claims against Avianca arising under Executory Contracts or unexpired leases that are subject to setoff under Section 553 of the Bankruptcy Code.

                  (j) All Claims arising from the indebtedness evidenced by the Master Trust Notes, whether secured or unsecured, shall have been eliminated as a result of the consummation of a settlement and compromise of such Claims approved, after notice and a hearing, by the Bankruptcy Court.

            2.    Conditions To Effective Date.

            The Effective Date of the Plan will not occur unless all of the following conditions precedent (collectively, the "Effective Date Conditions") have been satisfied or, in accordance with Section 10.3 of the Plan, waived:

                  (a) Each of the foregoing Confirmation Conditions must have been satisfied or, in accordance with Section 10.3 of the Plan, waived;

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                  (b)   The Confirmation Order must have been entered and must
not have been stayed;

                  (c) All of the previously described Effective Date Transactions set forth in Section 7.1.2 of the Plan (see Section V.E.2 above - "Effective Date Transactions") must have been effected, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan must have been executed and delivered;

                  (d) No condition to the issuance and authentication of the Dollar Notes to be distributed pursuant to Article V of the Plan must be unsatisfied;

                  (e) The notification, if any, required by Section 7A of the Clayton Act to be given by the Debtor in connection with the closing of the transactions contemplated by the Investment Agreement must have been given, and the waiting period, if any, required under such Section 7A must have ended;

                  (f) Any requirements of Colombian law for the issuance of the Peso Notes must have been fulfilled; and

                  (g) The transactions contemplated by the Investment Agreement must have been closed, all shares of Ordinary Stock and Preferred Stock to be transferred or issued pursuant thereto must have been transferred or issued, as the case might be, all consideration to be paid at the closing in accordance with the terms thereof must have been paid, and all security to have been delivered at the closing must have been delivered.

                  (h) The Debtor must have entered into the Security Advisor Stipulation in a form approved by Oceanair, which approval shall not be unreasonably withheld, and such stipulation must have been approved by a Final Order entered by each of the Bankruptcy Court and the United States District Court for the Southern District of New York.

            3.    Waiver Of Conditions.

            Section 10.3 of the Plan provides that the Proponents may waive, without notice and without leave of or Order of the Bankruptcy Court, all or any portion of any of the Confirmation Conditions or any of the Effective Date Conditions, provided that the Proponents may waive the condition set forth in
Section 10.1.10 of the Plan (described in Paragraph V.G.1(j) above) only with the approval of the Committee and upon the modification of the Plan, in accordance with the provisions of Section 13.7 of the Plan, to provide for the Claims arising from the indebtedness evidenced by the Master Trust Notes, whether secured or unsecured, and provided, further that the condition set forth in Section 10.2.8 of the Plan (described in Paragraph V.G.2(h) above) may be waived only with the consent of Oceanair, which shall not be unreasonably withheld.

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      H.    EFFECTS OF CONFIRMATION AND EFFECTIVENESS OF THE PLAN.

            1.    Discharge Of Claims.

            Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder will discharge all existing debts and Claims of any kind, nature, or description whatsoever against Avianca, any of its assets or properties or any property dealt with under the Plan to the extent permitted by section 1141 of the Bankruptcy Code; upon the Effective Date, all existing Claims against Avianca will be discharged; and all Holders of Claims and Interests will be precluded from asserting against Avianca, any of its assets or properties, or any property dealt with under the Plan any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such Holder filed a proof of Claim.

            2.    Discharge Of Avianca.

            Except as otherwise expressly provided in the Plan, any consideration distributed to Creditors under the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against Avianca or any of its assets or properties; and, except as otherwise expressly provided in the Plan, upon the Effective Date, Avianca will be discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all Claims, including demands and liabilities that arose before the Confirmation Date, and all debts of the kinds specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; or (b) the Holder of a Claim based upon such debt has accepted the Plan. Except as so provided in the Plan or the Bankruptcy Code, the Confirmation Order will be a judicial determination of discharge of all liabilities of Avianca. As provided in section 524 of the Bankruptcy Code, such discharge will void any judgment against Avianca at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against Avianca or its property, Reorganized Avianca S.A. or its property, or Reorganized Avianca, Inc. or its property to the extent it relates to a Claim discharged.

            3.    INJUNCTION.

            EXCEPT AS EXPRESSLY PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL HOLDERS OF CLAIMS AGAINST THE COMBINED ESTATE ARE PERMANENTLY RESTRAINED AND ENJOINED FROM CONTINUING, OR TAKING ANY ACT, TO ENFORCE ANY CLAIM AGAINST REORGANIZED AVIANCA S.A. OR REORGANIZED AVIANCA, INC.; PROVIDED THAT EACH HOLDER OF A CLAIM MAY, TO THE EXTENT PERMITTED BY AND IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN, COMMENCE OR CONTINUE ANY ACTION OR PROCEEDING TO DETERMINE THE AMOUNT OF ITS CLAIM IN THE BANKRUPTCY COURT, AND ALL HOLDERS OF CLAIMS WILL BE ENTITLED TO ENFORCE THEIR RIGHTS UNDER THE PLAN AND THE PLAN DOCUMENTS.

            4.    Exculpations And Limitation Of Liability.

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            Notwithstanding any other provision of the Plan, none of (a) the
Debtor, the Reorganized Debtor, any Subsidiary or Affiliate of the Debtor or the Reorganized Debtor, or any of their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors and assigns, (b) the Committee or any of its members or professionals, (c) any Equity Sponsor or any of its principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors and assigns, (d) Trust 1, Trust 2, Valores Bavaria, Inversiones, PrimeOther, PrimeAir Ltda., the Coffee Federation, Fondo Nacional de Cafe, or any of their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors and assigns, or (e) any other Entities who have participated in negotiating, drafting, soliciting acceptances of, resolving or attempting to resolve objections to, or implementing, the Plan or have otherwise participated in the process of developing and obtaining the confirmation and consummation of the Plan, will have any liability to the Debtor, the Reorganized Debtor, the Estate, any Holder of a Claim or Interest, or any other Entity for any action taken or omitted to be taken in connection with or arising out of the Plan, the solicitation of votes on or administration of the Plan, the property distributed under the Plan, or the offer, issuance, sale, or purchase of securities under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court, and, in all respects, such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            5. RELEASES BY RECIPIENTS OF DOLLAR NOTES, CLASS 8 TRUST CERTIFICATES, AND SINGLE PAYMENT RIGHTS.

            EXCEPT AS PROVIDED IN THE PLAN, EACH ENTITY RECEIVING DOLLAR NOTES, CLASS 8 TRUST CERTIFICATES (OR BOOK ENTRIES THEREOF), AND/OR SINGLE PAYMENT RIGHTS ON ACCOUNT OF AN ALLOWED CLAIM, UPON RECEIPT OF SUCH DOLLAR NOTES OR, IN THE CASE OF CLASS 8 CERTIFICATES (OR BOOK ENTRIES THEREOF) OR SINGLE PAYMENT RIGHTS, UPON THE ENTITY'S EXECUTION OF A NOVATION AGREEMENT AND THE OCCURRENCE OF THE EFFECTIVE DATE OR UPON THE ENTITY'S RECEIPT AND ACCEPTANCE OF ANY PROPERTY DISTRIBUTED PURSUANT TO THE PLAN ON ACCOUNT OF ITS CLAIM, WILL BE DEEMED FOREVER TO RELEASE, WAIVE, AND DISCHARGE ALL KNOWN AND UNKNOWN CLAIMS OF ANY NATURE THAT SUCH ENTITY HAS, HAD, OR MIGHT HAVE AGAINST AVIANCA, REORGANIZED AVIANCA S.A., REORGANIZED AVIANCA, INC., AVIANCA'S OR AVIANCA, INC.'S RESPECTIVE BOARD OF DIRECTORS OR ITS MEMBERS, AVIANCA S.A.'S OR AVIANCA, INC.'S CORPORATE OFFICERS, THE COMMITTEE OR ITS MEMBERS, BNY, OR ANY EQUITY SPONSOR, OR ANY OF THEIR RESPECTIVE ATTORNEYS OR FINANCIAL ADVISORS, ON ACCOUNT OF, OR RELATING TO, ANY CLAIM OR CAUSE OF ACTION RELATING IN ANY WAY TO THE CLAIMS DISCHARGED UNDER THE PLAN OR THE NEGOTIATION, DOCUMENTATION, AND IMPLEMENTATION OF THE PLAN. THE CONFIRMATION ORDER WILL ENJOIN, FROM AND AFTER THE EFFECTIVE DATE, THE PROSECUTION, WHETHER DIRECTLY, DERIVATIVELY, OR OTHERWISE, OF ANY CLAIM, DEBT, RIGHT, CAUSE OF ACTION, OR LIABILITY RELEASED OR TO BE RELEASED PURSUANT TO
SECTION 11.5 OF THE PLAN.

            6.    RELEASE OF STOCKHOLDERS, OFFICERS, DIRECTORS, AND
                  REPRESENTATIVES.

            SECTION 11.6 OF THE PLAN PROVIDES THAT, AS OF THE EFFECTIVE DATE, THE DEBTOR AND THE REORGANIZED DEBTOR, ON THEIR OWN BEHALF AND ON BEHALF OF ALL OF THEIR STOCKHOLDERS AND CREDITORS, EACH RELEASES, ACQUITS AND FOREVER DISCHARGES EACH OF TRUST 1, TRUST 2, VALORES BAVARIA, INVERSIONES, PRIMEOTHER, PRIMEAIR LTDA, THE COFFEE FEDERATION, FONDO NACIONAL DE CAFE, OR ANY EQUITY SPONSOR AND THEIR RESPECTIVE PRINCIPALS, SHAREHOLDERS, EMPLOYEES, AGENTS,

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REPRESENTATIVES, OFFICERS, DIRECTORS, MEMBERS, PARTNERS, PROFESSIONALS,
SUCCESSORS AND ASSIGNS, AND ANY ENTITY CLAIMED TO BE LIABLE DERIVATIVELY THROUGH ANY OF THE FOREGOING (EACH SUCH PARTY, A "RELEASED PARTY") FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, LIABILITIES, OBLIGATIONS, RIGHTS, SUITS, ACCOUNTS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, CLAIMS, DEBTS, REMEDIES AND DEMANDS WHATSOEVER, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DAVE OR THEREAFTER ARISING, IN LAW, AT EQUITY OR OTHERWISE, INCLUDING ANY AND ALL RIGHTS, LIABILITIES, AND OBLIGATIONS ACQUIRED UNDER COLOMBIAN LAW AND ENFORCEABLE IN COLOMBIA, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION OR OTHER EVENT OCCURRING PRIOR TO THE COMMENCEMENT OF THE CASE OR DURING THE COURSE OF THE CASE (INCLUDING THROUGH THE EFFECTIVE DATE), IN ANY WAY RELATING TO THE DEBTOR, THE CASE, OR THE OWNERSHIP, MANAGEMENT, AND OPERATION OF THE DEBTOR, THAT THE DEBTOR OR REORGANIZED DEBTOR, OR ANY OF THEIR STOCKHOLDERS AND/OR CREDITORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF THE DEBTOR OR ITS ESTATE (THE "RELEASED CLAIMS"); PROVIDED THAT THE FOREGOING RELEASE SHALL NOT OPERATE AS A WAIVER OF OR RELEASE OF (i) ANY LIABILITY, CLAIM, OR CAUSE OF ACTION ARISING OUT OF ANY EXPRESS CONTRACTUAL OBLIGATION OWING BY ANY CURRENT OR FORMER DIRECTOR, OFFICER OR EMPLOYEE OF A DEBTOR, (ii) ANY REIMBURSEMENT OBLIGATION OF ANY CURRENT OR FORMER, DIRECTOR, OFFICER, OR EMPLOYEE WITH RESPECT TO A LOAN OR ADVANCE MADE BY A DEBTOR TO SUCH DIRECTOR, OFFICER, OR EMPLOYEE, OR (iii) THE VB LIABILITIES OR THE LIABILITY OF ANY ENTITY THAT IS LIABLE WITH VALORES BAVARIA ON, OR THAT HAS SECURED THE VB LIABILITIES. IN ADDITION, ANY CREDITORS ACCEPTING ANY DISTRIBUTION PURSUANT TO THE PLAN OR OTHERWISE TREATED UNDER THE PLAN SHALL BE PRESUMED CONCLUSIVELY TO HAVE RELEASED THE RELEASED PARTIES FROM THE RELEASED CLAIMS. SUCH CREDITORS, ALONG WITH THEIR RESPECTIVE PRINCIPALS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, MEMBERS, PARTNERS, PROFESSIONALS, SUCCESSORS AND ASSIGNS, SHALL BE PERMANENTLY ENJOINED FROM AND AFTER THE EFFECTIVE DATE FROM DIRECTLY OR INDIRECTLY COMMENCING OR CONTINUING, IN ANY MANNER, A JUDICIAL, ADMINISTRATIVE, OR OTHER ACTION OR PROCEEDING AGAINST THE RELEASED PARTIES OR ENFORCING AGAINST THE RELEASED PARTIES A JUDGMENT OBTAINED ON ACCOUNT OF OR IN RESPECT OF THE RELEASED CLAIMS. THE RELEASES DESCRIBED IN THIS SECTION 11.6 SHALL BE ENFORCEABLE AS A MATTER OF CONTRACT AND ARE IN ADDITION TO, AND NOT IN LIEU OF, ANY OTHER RELEASE OR DISCHARGE PROVIDED BY APPLICABLE LAW, INCLUDING SECTION 1141 OF THE BANKRUPTCY CODE, OR SEPARATELY GIVEN, CONDITIONALLY OR UNCONDITIONALLY, BY THE DEBTOR OR ANY OTHER ENTITY. THE RELEASES DESCRIBED IN THIS SECTION 11.6 SHALL, UPON THE ENTRY OF THE CONFIRMATION ORDER, HAVE THE EFFECT OF RES JUDICATA (A MATTER ADJUDGED), TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAWS OF THE REPUBLIC OF COLOMBIA.

            7.    Challenges to Effect of Injunction, Exculpations, and Releases

            CAXDAC and ACDAC have made Avianca aware that they consider the injunction, exculpations, and releases provided by Article XI of the Plan to be impermissibly broad and inconsistent with the classification of certain Classes of Claims as Unimpaired. Avianca believes that such provisions are entirely appropriate and will not jeopardize the Confirmation of the Plan. For a discussion of the conflicting positions respecting these provisions, see Section V.C.4.(a)(ii) above -- "SUMMARY OF THE REORGANIZATION PLAN - Classification of Claims and Interests - Treatment of Classified Claims and Interests - Unimpaired Classes of Claims and

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Interests - Class 2 Claims (CAXDAC Claims)" and also see Section XII.C.3 below
--"VOTING REQUIREMENTS - Acceptance or Rejection of the Plan - Cramdown."

      I.    RETENTION OF JURISDICTION.

            1.    Scope Of Jurisdiction.

            Pursuant to sections 1334 and 157 of Title 28 of the United States Code, from and after the Confirmation Date, the Bankruptcy Court will retain and have jurisdiction of all matters arising in, arising under, and related to the Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                      (a) To hear and determine any and all adversary proceedings, applications or contested matters pending on the Effective Date or brought after the Effective Date;

                      (b) To hear and determine any and all applications for substantial contribution and for compensation and reimbursement of expenses filed by Professional Persons;

                      (c) To hear and determine Rejection Claims, disputes arising from the assumption and assignment of Executory Contracts and unexpired leases, and Disputed Claims which are Impaired Claims or which are held by Holders of Unimpaired Claims who have filed proofs of their Claims in accordance with Section 8.1 of the Plan;

                      (d) To hear and determine, pursuant to the provisions of
section 505 of the Bankruptcy Code, all issues related to the liability of Avianca for any tax incurred prior to the Effective Date;

                      (e) To enforce the provisions of the Plan and to determine any and all disputes arising under the Plan;

                      (f) To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

                      (g) To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

                      (h) To enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan; and

                      (i) To enter an order closing the Case.

            CAXDAC has advised the Debtor that it believes that the Plan, by providing for jurisdiction over various matters, e.g., disputes regarding the satisfaction of the CAXDAC Claims, in United States courts, violates Colombian law, including Article 14 of the Colombian Labor Code. Avianca believes that the Bankruptcy Court's retention of jurisdiction over the matters stipulated in

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Article XII of the Plan is consistent not only with the Bankruptcy Code but also with Article 14 of the Colombian Labor Code. Avianca believes that CAXDAC, through its active participation in Avianca's chapter 11 Case, including its appearances in Bankruptcy Court and its serving as Chairman of the Committee, has recognized the jurisdiction of the Bankruptcy Court in connection with Avianca's chapter 11 Case and cannot effectively sustain the position that the Bankruptcy Court cannot, after the Confirmation Date, exercise jurisdiction over matters integrally related to the Case. Moreover, Avianca observes that the Plan does not reserve exclusive jurisdiction in the Bankruptcy Court over any cause of action that CAXDAC may claim a right to enforce against Avianca to enforce the CAXDAC Claims after the Effective Date or otherwise purport to prevent
CAXDAC from bringing an action in a Colombian court of competent jurisdiction to enforce any such right. Accordingly, Avianca believes that the Plan, insofar as it provides for jurisdiction over certain matters in the Bankruptcy Court, is not in violation of Colombian law.

            2.    Failure Of The Bankruptcy Court To Exercise Jurisdiction.

            Section 12.2 of the Plan provides that, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Case, including the foregoing described matters set forth in Section 12.1 of the Plan, then Article XII of the Plan will have no effect upon and will not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

      J.    MISCELLANEOUS MATTERS.

            1.    Compliance With Tax Requirements.

            In connection with the Plan, Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, and each Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions to be made pursuant to the Plan will, except as otherwise provided in the Plan Documents, be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan.

            2.    Dissolution of Committee.

            On the Effective Date the Committee shall dissolve automatically, whereupon its members, Professional Persons and agents shall be released from any and all further duties and responsibilities in the Case and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements and protective orders entered during the pendency of the Case, which shall remain in full force and effect in accordance with their respective terms. Professional Persons retained by the Committee and the respective members thereof shall not be entitled to compensation or reimbursement of expenses for services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the Effective Date.

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            3.    Payment Of Statutory Fees.

            On or before the Effective Date, Avianca shall pay all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing.

            4.    Post-Confirmation Date Fees And Expenses Of Professional
                  Persons.

            After the Confirmation Date, Avianca, and after the Effective Date, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Code), pay the reasonable fees and reasonable expenses of the Professional Persons related to implementation and consummation of the Plan; provided that no such fees and expenses shall be paid except upon receipt by Avianca or Reorganized Avianca S.A. or Reorganized Avianca, Inc., as may be applicable, of a detailed written invoice from the Professional Person seeking compensation and expense reimbursement, and provided further that any such party may, within ten (10) days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine the reasonableness of such fees and expenses.

            5.    Binding Effect.

            The Plan is binding upon and is to inure to the benefit of the Reorganized Debtor, the Holders of Claims, the Holders of Interests, and their respective successors and assigns; provided that if the Plan is not confirmed, the Plan will be deemed null and void and nothing contained therein will be deemed or should be construed (a) to constitute a waiver or release of any Claims by Avianca, any Creditor, or any other Entity, (b) to prejudice in any manner the rights of Avianca or any other Entity, or (c) to constitute any admission by Avianca or any other Entity.

            6.    Governing Law.

            Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the New York corporation laws or the Colombian corporation laws, the internal laws of New York will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Case, except as may otherwise be provided in such agreements, documents, and instruments.

            7. Amendments And Modifications.

            The Proponents may, in accordance with section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, after hearing on notice to the Committee, BNY and such other Entities as are entitled to such notice pursuant to Bankruptcy Rule 3019, amend or modify the Plan prior to the entry of the Confirmation Order.

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

            8. Revocation.

            Avianca reserves the right to revoke and withdraw the Plan prior to Confirmation. If Avianca revokes or withdraws the Plan, then the Plan will be deemed null and void and, in such event, nothing contained in the Plan should be construed to constitute a waiver or release of any Claims or other rights by or against Avianca or any Entity in any further proceedings involving Avianca or otherwise.

            9. Notices.

            All notices, requests, or demands for payments provided for in the Plan must be in writing and will be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States Postal service, or received by e-mail or telecopy; provided that BNY shall give any required notices to the Holders of Master Notes in accordance with the terms of the Master Trust Agreement. Notices, requests, and demands for payments must be addressed and sent, postage prepaid, or delivered as follows:

                      (a) In the case of notices, requests, or demands for payments to Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc., at Departamento de Tesoreria, Avenida Eldorado No. 93-30, Bogota, Colombia, Attn:
Secretario General, and at any other address designated by Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc. by notice to each Holder of a Claim or Interest, with copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, Atlanta, Georgia 30309, Attn: Ronald E. Barab, Esq.; and

                      (b) In the case of notices to Holders of Claims or Interests, at the last known address according to Avianca's or Reorganized Avianca S.A.'s or Reorganized Avianca, Inc.'s books and records, or at any other address designated by a Holder of a Claim or Interest, by notice to Avianca or Reorganized Avianca S.A. or Reorganized Avianca, Inc; provided that any notice of change of address will be effective only upon receipt.

            10    Term Of Injunctions Or Stays.

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Case prior to the Confirmation Date under Sections 105 or 362 or the Bankruptcy Code or otherwise and extant on the Confirmation Date will remain in full force and effect until the Effective Date.

            11.   Waiver And Estoppel.

            On the Effective Date each Holder of a Claim or Interest will be deemed to have waived any right to assert that its Claim or Interest should be allowed in a certain amount, is entitled to a certain priority, is secured, or is not subordinated, by virtue of an agreement made by the Debtor and/or its counsel, the Committee and/or its counsel, or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court. Any Holder of a Claim or Interest who believes that such Holder has been granted any concession or assured of any right, priority or security respecting such Holder's Claim on account of an agreement that has not been described in the Plan, this Disclosure Statement or other papers filed with the Bankruptcy Court must file papers with the Bankruptcy Court before the earlier of any applicable deadline otherwise set by the Bankruptcy Court, such as a proof of claim bar date, or the Effective Date, in order to preserve any such right, priority or security.

            12.   Conflicts.

            In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the provisions of the Plan will prevail and govern.

VI.   CERTAIN RISK FACTORS TO BE CONSIDERED

Each Holder of any Claim against or Interest in Avianca should read and carefully consider the following risk factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

      A.    GENERAL CONSIDERATIONS.

      The formulation of a reorganization plan is the principal purpose of a Chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against and Interests in Avianca S.A. and/or Avianca, Inc. Certain Claims may receive partial distributions pursuant to the Plan, and in some instances, no distributions at all. See Section V.B hereof - "Classification and Treatment of Claims and Interest." The recapitalization of Avianca S.A. and Avianca, Inc. realizes their going concern value for their Holders of Claims and/or Interests. Moreover, the reorganization of their respective businesses and operations under the proposed Plan also avoids the potentially adverse impact of a liquidation on their employees, and many of their customers, trade vendors, suppliers of goods and services and lessors.

      B.    CERTAIN BANKRUPTCY CONSIDERATIONS.

      If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Case will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be on terms as favorable to the Holders of Claims and/or Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, there is a risk that there would be little, if any, value available for distribution to such Holders. See APPENDIX A attached to this Disclosure Statement for a hypothetical liquidation analysis of Avianca S.A. and of Avianca, Inc.

      C.    INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS.

      The projections set forth in the Business Plan and Pro Forma Projections, attached hereto as APPENDIX B, cover Avianca's operations on a consolidated basis through Fiscal Year 2011. These projections are based on numerous assumptions including the timing, confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Avianca S.A. and Reorganized Avianca, Inc. (collectively, herein called the "Reorganized Debtors"), industry performance, general business and economic conditions, and various other matters, many of which are beyond the control of the Proponents and the Reorganized

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

Debtors and some or all of which might not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court might affect the actual financial results of the Reorganized Debtors' operations. These variations might be material and might adversely affect the ability of the Reorganized Debtors to make payments with respect to post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by the Business Plan and Pro Forma Projections might vary from the projected results, the Business Plan and Pro Forma Projections should not be relied upon as a guaranty, representation, or other assurance that the projected results will occur or that the actual results will coincide with the projected results.

      Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. Neither Avianca nor either of the Reorganized Debtors intends to update the Projections; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections.

      D.    COMPETITION RISKS.

      The future forecasts indicate several threats to Avianca's core market which should be reviewed in detail. Internationally, several other air carriers have announced services to the countries of the Andean Community (Bolivia, Colombia, Ecuador, Peru, and Venezuela), as well as additional capacity to/from Colombia and Argentina, Spain, Central America, and the United States.

      The following chart shows the summary of recent announcements and authorizations for these new operations:

                           INTERNATIONAL
                           -------------
     CARRIER                   ROUTE             AIRCRAFT TYPE
     -------                   -----             -------------
AEROLINEAS ARGENTINAS        BOGCCSBUE              A310

AEROREPUBLICA                BAQMIA                 MD80
                             BOGCCSMIA              MD83

AIRMADRID                    BOGCTGMAD              A330

FENIX                        BOGLIM                 737
                             BOGUIO                 737
                             BOGCCS                 737
                             BOGPAR                 767
                             BOGLON                 767
                             BOGFCO                 767
                             BOGSJUFRA              767
                             BOGSCL                 767

LAN PERU                     BOGUIOLIM              A320

TACA                         BOGLIM                 A320
                             BOGUIO                 A320
                             BOGCCS                 A319

WEST CARIBBEAN               BOGSJO                 MD83
                             ADZSJO                 ATR 42

      In the domestic Colombian market, Aerocivil (the Colombian Civil Aviation Authority) has granted permits to several up starting airlines as well as established carriers. The following chart shows the recent announcements and authorizations made by the various operators:

                             DOMESTIC
                             --------
    CARRIER                    ROUTE                  AIRCRAFT TYPE
    -------                    -----                  -------------
ESTELAR                        BOGBGA                    EMB-120
                               BOGCLO                    EMB-120
                               BOGCUC                    EMB-120
                               BOGFLA                    EMB-120
                               BOGNVA                    EMB-120
                               BOGPEI                    EMB-120
                               BOGPPN                    EMB-120
                               BOGVVC                    EMB-120
                               MQUEOHMQU                 EMB-120

UNIVERSAL                      BOGADZ                    F-100
                               BOGBAQ                    F-100
                               BOGBGA                    F-100
                               BOGCLO                    F-100
                               BOGCTG                    F-100
                               BOGCUC                    F-100
                               BOGLET                    F-100
                               BOGPEI                    F-100
                               BOGMDE                    F-100
                               BOGSMR                    F-100
                               CLOADZ                    F-100
                               PEIADZ                    F-100

WEST CARIBBEAN                 ADZMDE                    MD83
                               ADZPEI                    MD83
                               MDEBAQ                    ATR42
                               BOGBAQ                    MD83
                               CLOBAQ                    MD83

      On the other hand, last September, Aerocivil published a new capacity policy in which market size will determine the number of operators allowed as follows:

            - 0 to 100,000 passengers per year as per last year end: 2 operators.

            - 100,000 to 399,999 passengers per years as per last year end: up to 3 operators.

            - 400,000 or more passengers per year as per last year end: up to 4 operators.

There have been several hearings since the policy was issued and up to now such policy has been followed. Avianca expects that there might be some pressure from other carriers to modify this policy.

      The projections set forth in the Company's June 13, 2004, Business Plan assume that some, but not all of these proposed air service announcements by competitors will actually be implemented by them.

      E.    CLASS 8 CLAIMS AND LAWS 550 OF 1999 AND 222 OF 1995.

      Under Colombian law, it is uncertain whether that the Plan will be binding upon any Colombian-based Creditor that does not execute and return a written Novation with its Ballot voting in favor of the Plan or electing to convert its Class 8 Claim to a Class 9 Claim (Convenience Class) in the amount of $(COL)44,319,300. See Section I.D above - "General Voting Procedures, Ballots, and Voting Deadline." (All Colombian-based Creditors that do not execute and return a written Novation, collectively, are herein called "Dissenting Colombian Creditors"). There can be no assurance that such Dissenting Colombian Creditors will not file collection actions against Avianca S.A. in Colombia in respect of their Class 8 Claims. There also can be no assurance that the Holders of at least 80% of the total amount of the Class 8 Claims will execute and return the written Novations so as to satisfy one of the conditions precedent to the Confirmation of the Plan (the "80% Condition"). See Section V.G above - "Conditions Precedent To Confirmation And Confirmation Date." If the 80% Condition is not satisfied, there can be no assurance: (a) that Avianca will be able to avoid a voluntary or involuntary reorganization in Colombia pursuant to Law 550 of 1999 or (b) that either the Dissenting Creditors or the Colombian Superintendent of Ports, Avianca's financial regulator, will refrain from seeking the involuntary dissolution of Avianca S.A. under the laws of the Republic of Colombia pursuant to the provisions of Law 222 of 1995. In the event of either a reorganization proceeding under Law 550 or a liquidation under Law 222, it would be unlikely that any distribution would be made to the Holders of any Claims (including, but not limited to, all Holders of Class 7 Claims and Class 8 Claims) other than the Holders of "Colombian Law Priority Claims," as defined below in Section VI.T hereof - "Liquidation and Reorganization under Colombian Law." The Proponents, therefore, strongly recommend that the Holders of Class 8 Claims execute and return the written Novations with their Ballots voting in favor of the Plan.

      F.    IMPACT OF INTEREST RATES AND DEVALUATION.

      Assuming Confirmation of the Plan, a significant portion of the Reorganized Debtors' debt upon emergence will have interest rates that vary with prevailing short-term rates. In addition, the financing cost of additional aircraft will reflect long-term interest rates at the time of delivery of such aircraft. To the extent that either short-term rates or long-term rates in the future exceed those forecasted by the Proponents, interest costs will increase, which could have an adverse effect on the Reorganized Debtors.

      Additionally, the Colombian peso has shown a historical volatility trend, affected by several internal and external factors. Typically, each period of relative stability is followed by a large devaluation of the Colombian peso. The ability of customers to fly to international destinations is thereby adversely affected as a consequence of such deterioration in their purchasing power for foreign currencies. This, in turn, has an adverse impact upon the financial performance of the Company.

      G.    ACCESS TO FINANCING.

      Avianca's operations are dependent on the availability and cost of working capital financing and may be adversely affected by any shortage or increased costs of such financing. Avianca's post-petition operations have been financed from operating cash flow and borrowings pursuant to the DIP Financing Facility. However, to the extent that the Company has future working capital needs after Confirmation of the Plan and the capitalization of the DIP Financing Facility, there can be no assurances that Reorganized Avianca S.A. will be able to secure an additional working capital financing from any financial institution, particularly in light of the current economic environment related to the airline industry. Moreover, even if Reorganized Avianca S.A. were able to secure such a financing in the future, there can be no assurances that it would be able to do so at an interest rate and with other associated costs of such financing upon terms as favorable to the Company as those under the DIP Financing Facility. The Plan does not contemplate that Reorganized Avianca S.A. will have any additional capital financing beyond that provided pursuant to the Investment Agreement with the Equity Sponsors. See III.I.4 above--THE COMPANY, The Equity Sponsors, Lack of Public Financial Information.

      H.    CLAIMS ESTIMATIONS.

      There can be no assurance that the estimated Claim amounts set forth herein are correct; the actual allowed amounts of Claims may differ from the estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual allowed amounts of Claims may vary from those estimated herein.

      I.    AIRLINE INDUSTRY.

      Historically, Avianca has had among the highest operating costs of all the Colombian airlines. This is partially due to its route structure and fleet mix. The restructuring plan outlined herein includes steps to address this competitive disadvantage, including labor cost reductions, fleet rationalization, network redesign, and financial restructuring. Given the industry and economic environment, however, it is likely that one or more of Avianca's major competitors will implement its own restructuring initiatives. The impact of other airlines' restructuring actions on Avianca's competitive cost position cannot be determined at this time.

      Additionally, since the September 11, 2001, terrorist attacks on New York City and Washington D.C., the United States has been on a heightened state of alert for further attacks on American cities. Moreover, the United States is engaged in a worldwide war on terrorism, and the prospects for continued instability is likely - particularly, given the current political situations in Afghanistan, Iraq, Israel, and North Korea. The Proponents cannot predict the impact of these factors on general economic conditions, the demand for air transportation, or the price of oil.

      J.    OIL PRICES.

      Aviation fuel is one of the most significant expenses for an airline, representing approximately 20% of the Proponents' projected operating expenses of Avianca-SAM for 2004. The price of aviation fuel is directly influenced by the price of crude oil, which, in turn, is influenced by a wide variety of macroeconomic and geopolitical events and is completely beyond the control of Avianca and the Reorganized Debtors.

      To the extent that the future price of aviation fuel is greater than that assumed in the Proponents' projections, the financial performance of the Reorganized Debtors could be materially and adversely impacted. In particular, the possible commencement of intensified or additional hostilities in the Middle East could cause significant disruptions in the supply of crude oil and have a large impact on the price of aviation fuel.

      However, Avianca has approved a Global Price Risk Management Policy in order to manage the short and middle term jet fuel price risk, through the execution of hedging strategies, based on objective criteria. With the purpose of risk reduction in mind, Avianca has established three main goals for the Risk
Policy: (i) protection against price rises, (ii) recovery of monetary resources when prices fall, and (iii) minimization of the initial payment requirements needed to open a hedge position. This Risk Policy should reduce the volatility of Avianca's cash flows and, thus, reduce the risk that otherwise would exist in the absence of such Risk Policy.

      K. CHANGE OF CONTROL AND COLOMBIAN AND INTERNATIONAL REGULATION OF THE AIRLINE INDUSTRY.

      The airline industry is highly regulated, and the imposition of new or modified regulations can have a significant impact on the Reorganized Debtors. New regulations relating to environmental, safety, security, scheduling, and/or industry related matters might be considered by various governmental agencies. The adoption of such regulations could cause increased operating expenses and in some cases restrictions on the operations of airlines, including the Reorganized Debtors, which could have a material adverse effect on the Reorganized Debtors' financial condition, cash flow, and results of operations.

      Colombian regulation of the civil aviation industry does not significantly vary from the regulatory scheme of most other countries. Under Colombian law, the Government is responsible for the planning, control, regulation, and surveillance of transportation and related activities; but, and at the same time, the transportation industry enjoys special protection subject to the conditions and benefits provided under the rules applicable for any public service. Thus, for example, Colombian workers employed in an industry, such as civil aviation, that qualifies as essential public service, are not permitted to go on strike.

      Colombian airline companies are allowed to compete in the market under principles of free competition. However, the Government is empowered to impose restrictions to prevent unfair competition and abuses by persons or companies having a preeminent position in the marketplace, as well as to guarantee efficiency and safety.

      Colombia is a party to the Chicago Convention for International Air Transportation. Accordingly, the internal rules and regulations applicable to the airline industry, known as the Reglamento Aeronautico Colombiano ( Colombian Aeronautical Regulations ) (the "RAC"), comply with the standard rules, regulations, and recommended practices for the industry established by the International Civil Aviation Organization (the "ICAO").

      Pursuant to the legislation in force in Colombia, any company willing to operate in the country as a public transportation company for commercial air services, as is the case for Avianca and SAM, must hold an operations permit and a certificate of operations issued by Aerocivil.

      The operations permit and the certificate of operations are granted once a company proves its administrative, technical, and financial capabilities for the activities proposed to be conducted. Companies must maintain such capacity to be able to remain in business, and these permits and certificates of operations cannot be assigned or transferred at any time.

      In the Colombian domestic market, the CAA has established an open skies policy, which allows new, qualified operators that meet the requirements discussed above to enter the market at any time. In the international market, some countries are also following the same trend of open sky policies for their international operation. Other countries apply specified restrictions for particular routes, as well as impose, under bilateral treaties in force, conditions of material ownership and actual control of the foreign air carrier flying routes to and from a designated country by national citizens of such country.

      Colombia has derogated from its historical legislation restricting foreign investment in the air transportation industry. The situation substantially changed because of the Government's recognition of the investment needs of Colombian air transportation companies.

      Nevertheless, there are a number of bilateral air transportation agreements in effect with Colombia that contain clauses requiring that substantial ownership and actual control of airlines designated for exploitation of traffic rights under such bilateral agreements must be in the possession of nationals of Colombia. Under the Plan, Reorganized Avianca will, arguably, not meet these requirements of some bilateral agreements to which Colombia is a party.

      Avianca currently operates to/from several countries where these restrictions on national ownership and control of the designated airline by national citizens of the designating country are still in effect under the bilateral agreements existing with Colombia. These countries include Aruba, Brazil , Curacao, Mexico, Spain, and the United States.

      Reorganized Avianca expects to obtain waivers from these restrictions taking into account (i) the new situation of substantial ownership and actual voting control of its non-Colombian Equity Sponsor, Oceanair; (ii) the material ownership of its Colombian Equity Sponsor, FNC; and (iii) its day-to-day operational control by its Colombian Executives. No assurances can be given, however, that Reorganized Avianca will be successful in obtaining any or all of these waivers. However, the Company's obtaining such waivers is not a condition precedent to the consummation of the Investment Agreement with the Equity Sponsors.

      Additionally, Avianca is a party to certain contracts that include change of control provisions. Accordingly, Avianca must obtain waivers of these provisions from the respective contracting parties to these contracts so as not to be in default thereunder. However, the Company's obtaining such waivers is not a condition precedent to the closing of the Investment Agreement nor a condition precedent to either the Confirmation of the Plan or to the Effective Date. If the Company is unable to secure such waivers, the consequences of it being in breach of such contracts might have a material adverse impact upon Avianca's operations and its financial condition.

      Finally, there can be no assurance that there will be no issues arising under the laws of Brazil (under which Oceanair is organized) or the laws of Niue (under which Synergy is organized) that could have an adverse impact on Avianca's ability to operate its airline.

      L.    PRICE DISCOUNTING.

      The airline industry is highly competitive and susceptible to price discounting, particularly in the international markets. Under domestic Colombian law, carriers are not restricted in setting domestic fares so long as such fares fall within the then effective, government approved range of fares (which are adjusted annually) and fares offered by one airline are frequently matched by competing airlines. Despite the improved financial condition of the Reorganized Debtors as a result of the reorganization and the investments to be made by the Equity Sponsors, the Reorganized Debtors may have less financial resources than some of their competitors. Accordingly, the Reorganized Debtors may be less able to withstand a prolonged industry recession, fare war or other unforeseen circumstances or crisis, thereby affecting the performance of the Reorganized Debtors and their ability to timely and fully perform all of their obligations under the Plan.

      M.    LABOR DISPUTES.

      Avianca S.A. has collective bargaining agreements ("CBAs") with the following three groups of employees: (a) the pilots association ("ACDAC"), (b) the flight attendants association ("ACAV"), and (c) the ground personnel association ("SINTRAVA"). Under Colombian law, a CBA is automatically extended for a period of six months unless a company or trade union gives the other written notice at least 60 days prior to the stated expiration date of an existing CBA of its intentions to renegotiate such existing CBA (or, if automatically renewed, such notice must be given 60 days prior to the expiration of such renewal term).

      Although differences between the Company and its pilots resulted in a temporary slow down of operations commencing July 9, 2004, the slow down was terminated on or about August 9, 2004, upon the Company's and ACDAC's reaching an agreement in principle for a modification and extension through March 31, 2006, of their CBA, which otherwise was scheduled to be automatically renewed on September 30, 2004, for a period expiring March 30, 2005. The agreement is subject to ratification by the union membership and approval by the Bankruptcy Court. The Company believes that it is likely that these two conditions will be satisfied and that the agreement will become effective before the Plan becomes effective.

      There can be no assurance, however, that the new CBA will in fact be ratified by the union membership. Moreover, there can be no assurance that major disputes, including disputes with any certified collective bargaining representatives of the Reorganized Debtors' employees, will not arise in the future. Such disputes and inherent costs associated with their resolution could have a material adverse effect on the Reorganized Debtors' operations and financial performance

      The CBAs with both ACAV and SINTRAVA have stated expiration dates of June 30, 2004. Thus, both of them had until May 1, 2004, to notify the Company of their intentions to renegotiate. Neither of them did, nor did the Company. To the contrary in prior meetings with the Company, both unions and the Company indicated their intentions that, upon the expiration of their CBAs, to have their respective CBAs automatically renewed for an additional six month period, through December 31, 2004.

      N.    PRESERVATION OF MARKET POSITION.

      Because the Colombian airline industry is highly competitive, there can be no assurance that the Reorganized Debtors will be able to preserve the market positions that Avianca-SAM currently has. See Section III.B above - "Operations" and Section III.E above - "Significant Actions By Alianza Summa During The Bankruptcy Case."

      O.    HIGH LEVERAGE.

      Based on the consummation of the transactions contemplated by the Plan, it is projected that the Reorganized Debtors will be highly leveraged after the Effective Date. This high degree of leverage will pose substantial risks to holders of the Plan Securities to be issued pursuant to the Plan and could have material adverse effects on the marketability, price, and future value of such securities. Among these risks, this high degree of leverage will increase the Reorganized Debtors' vulnerability to adverse general economic and airline industry conditions and to increased competitive pressures.

      P.    SAM'S OPERATIONS.

      SAM currently has a negative net worth. Its operations would be materially and adversely affected by any legal actions taken by its creditors that might result either in the institution of reorganization proceedings under Law 550 or liquidation proceedings under Law 222 in Colombia, unless Avianca S.A. were able and willing to support SAM's cash flow needs. Avianca S.A.'s operations and financial condition would, in turn, likely be materially and adversely affected thereby. The assumptions set forth in the Business Plan and Pro Forma Financial Projections attached hereto as APPENDIX B are based upon the Proponents' best judgment of future events concerning the operations of SAM, some or all of which might not materialize; and, as a result, the actual results of the Reorganized Debtors' operations might significantly vary from those projected. Moreover, if SAM were to be liquidated, its routes would be subject to bid by competing airlines. No assurance can be given that Avianca S.A. would be the successful bidder in such event.

      Q.    LIQUIDATION OF ACES.

      Aces, Avianca-SAM's partner in the strategic marketing and operations alliance known as Alianza-Summa, is now in liquidation under the supervision of a liquidator appointed by the Colombian Superintendence of Corporations (the "Liquidator"). Under the Memorandum of Understanding pursuant to which Alianza-Summa was created, Avianca-SAM and Aces agreed on establishing mechanisms for each one of them to benefit from the integrated itinerary and operations according to principles of equilibrium and fairness, which were also to be applied to any other agreement entered into by the companies based on the Memorandum of Understanding. In December 2003, a payment was made to Aces on account of this equilibrium and fairness principle, based on the results of the alliance's integrated itinerary and operations as measured by each partner's EBITDA. In June of 2003, Aces sent Avianca-SAM invoices, aggregating approximately $2.6 Million for Avianca and $ 3.2 Million for SAM, which Avianca-SAM disputed. Aces has not filed a proof of claim in the Chapter 11 Case with respect to this matter. Aces did file a proof of claim against Avianca Inc for a total amount of approximately $2.5 Million. In addition, each of Avianca S.A. and SAM have accounts receivables owing from Aces for a total amount of approximately $13.5 Million, in the case of Avianca S.A., and $391,016, in the case of SAM, both pre-petition and post-petition. Because Avianca S.A.'s and Avianca Inc.'s estates are consolidated in the Chapter 11 Case, the Debtors believe they should be able to setoff or recoup their reciprocal debt with Aces, leaving a net balance still owing by Aces in favor of Avianca S.A. However, the enforceability of such set-off is problematic under Colombian law. There can, therefore, be no assurance that the Liquidator for Aces will not assert claims and institute legal proceedings against Avianca-SAM in the courts of Colombia to recover the accounts payable, or, if asserted, that Avianca-SAM's setoff or recoupment will be recognized as valid.

      R.    LACK OF MARKET FOR PLAN SECURITIES.

      There can be no assurance that an active market for any of the Plan Securities to be distributed pursuant to the Plan will develop and no assurance can be given as to the prices at which such securities might be traded. Moreover, the Proponents do not have any present intentions to attempt to have the Plan Securities listed on any securities exchange in the United States, Colombia, or elsewhere.

      S.    TAX PLANNING.

      Due to time and resource constraints from the commencement of the Chapter 11 Case, Avianca has used and may continue to use certain estimating techniques in connection with its tax planning efforts (for example, in determining the existence and magnitude of built-in gains or losses). The use of such estimating techniques, while cost-effective, necessarily results in lower confidence levels with respect to certain of the tax analyses.

      T.    LIQUIDATION AND REORGANIZATION IN BANKRUPTCY UNDER COLOMBIAN LAW.

      Reorganization in bankruptcy proceedings under Colombian law are not judicial, but rather administrative. The cases are initiated before a governmental agency by the filing of a bankruptcy petition or ex officio by the corresponding administrative authority. Such agency, in the case of an airline, is the Superintendence of Transportation and Ports. Notwithstanding the administrative character of the proceeding, certain judicial functions are conferred upon the Superintendence. There are two types of bankruptcy proceeding: the first is the "restructuring agreement", governed under Law 550 of 1999 ("Law 550"), and the second is the "straight liquidation proceeding", regulated under Law 222 of 1995 ("Law 222").

      In a liquidation of Avianca S.A. under Law 222, Avianca S.A.'s obligations for taxes, certain other amounts owed to Colombian governmental agencies or authorities, and amounts owed in respect of labor and employment obligations have legal priority over all other claims (including, but not limited to, both secured and general unsecured claims). (All such priority claims under Law 222 are herein called the "Colombain Law Priority Claims"). As explained below, the priority of payment of Claims is essentially the same in a Law 550 reorganization proceeding..

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            1.    Reorganization in Bankruptcy under Law 550 of 1999.

                      (a) Nature of Reorganization Proceedings.

                      Law 550 is a relatively new law that became effective on January 1, 2000. Pursuant to Article 5 of Law 550, a restructuring agreement is defined as "the convention that, under the terms of this law, is signed in favor of one or several companies in order to correct deficiencies arising in their operations capability and to fulfill pecuniary obligations in order for those companies to recover within the terms and conditions therein foreseen".

                      A restructuring agreement concerning an airline can be initiated by a petition filed by the legal representative of the airline, or by one or several creditors, or officially promoted by the Superintendent of Transportation if the airline is past due on more than 5% of its current debt.

                      According to Article 7 of Law 550 the Superintendent of Transportation, when deciding the official promotion or when accepting an agreement application, will appoint a person with individual legal status to act as "promoter" in connection with the restructuring agreement. The promoter has functions similar to those of a mediator and thus will participate in the negotiation, analysis, and development of restructuring agreements "in their financial, administrative, accounting, legal, and other aspects required" (Article 7). Some of the most relevant functions assigned to the promoter are related to the determination of the voting rights for creditors and the ability to suggest settlement formulas and to participate in the agreement's surveillance committee. The filing of a proceeding under Law 550 could eventually lead to the liquidation of that airline.

                      (b) Types of Creditors.

                      Under Law 550 five different classes of creditors exist:
(i) internal creditors, (ii) workers and pensioners, (iii) public institutions and social security institutions, (iv) financial corporations, and (v) other external creditors. In order for a restructuring agreement to be approved, at least two creditors, holding no less than a majority in amount of claims and interests in all five classes noted above, including votes from at least three of those classes must vote in favor of the restructuring agreement. Article 29 of Law 550 provides that "in case only three (3) classes of creditors exist and concur, the majority must be made up of votes from the creditors belonging to two (2) types of existing creditors, provided that the absolute majority of admissible votes is obtained; and if only two types of creditors exist, the majority required by law must be made up of the votes from both types of creditors."

                      When the restructuring agreement is approved, it will be set forth in writing and will be binding upon all creditors (including dissenting creditors) provided that public policy regulations and legal priorities have been observed. If the restructuring agreement is not achieved, a liquidation proceeding will be initiated.

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                      (c) Notice to Creditors.

                      Law 550 limits the notice requirement to an edict and a registration that is made in the chambers of commerce in which the company has its domiciles and branches within the Republic of Colombia. Article 11 of Law 550 in fact provides that on the same date the promoter is appointed: "[t]he corresponding appointing institution must post in its offices in a place visible to the public during a five-day term, a document informing about the agreement's promotion." Within the same term, the promoter must register the announcement at the Mercantile Registry of the chambers of commerce with jurisdiction in the debtor's domiciles, and in the debtor's branch offices. Such registration will be subject to the rate set forth by the National Government; the appointment institution must also report initiation of restructuring agreement negotiations through an announcement published in a newspaper with widespread circulation in the debtor's domicile as well as in the debtor's branch offices.

                      It must be noted that no specific requirements regarding notice to foreign creditors exist under Law 550. Therefore, such Law provides no special protection for creditors domiciled outside the Republic of Colombia; these creditors would be required to constantly monitor proceedings in order to protect their interests.

                      (d) Voting.

                      The promoter must summon a meeting to consider the vote of creditors by means of a notice in a widespread circulation newspaper at the debtor's domicile and branch offices, which will be published at least five calendar days before the date of the meeting. (Article 23, Law 550).

                      During the meeting provided for in Article 23, the promoter will determine the number of admissible votes corresponding to each of the creditors and will also determine the existence and amount of the credits that must be the subject matter of the agreement. Creditors may object in writing to such determinations by means of a complaint that must be filed before the Superintendence of Transportation either in person or through an attorney.

                      Voting takes place either in person or by proxy. Therefore, foreign creditors are usually required to retain legal representation in Colombia in order to fully protect their interests within the proceeding. As a general rule, all creditors voting in favor of the restructuring agreement are required to formally execute the agreement personally or through a legal representative (Article 31 of Law 550). This article provides that the agreement must be set out in its entirety in a written document, signed by those who voted favorably or by their legal or voluntary representatives. Such document will in turn be acknowledged before a notary public by each signer, or before the promoter; and it must be registered in public deed, including the stipulations said formality requires.

                      (e) Credit Priorities under Colombian Law.

                      Law 550 requires that the restructuring agreement provide stipulations regarding the priority, terms, and conditions under which the creditors will be paid. Although there is a certain degree of flexibility to determine voluntary priorities, public policy provisions impose

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strict boundaries to such flexibility. In fact, under traditional Civil Code regulation, obligations are classified and ranked according to a strict legal order.

                      Specifically, Articles 2495, 2497, 2499, 2502, and 2509 of the Colombian Civil Code create and rank five classes of creditors designating the order in which the payments or distributions are to be made. Each category of creditors displaces the succeeding one. In the event of liquidation and in the absence of sufficient assets to cover all liabilities, the higher ranking class must receive its full distribution before any amounts are distributed to the lower ranking classes.

                      Labor, pension, and tax liabilities are included within the first class of creditors. Secured creditors and creditors holding pledges or mortgages rank within the second and third classes respectively. Even secured creditors are subordinated to pension, labor and tax creditors. The restructuring agreement cannot contain any stipulation that would in any manner disregard the priority scheme for the first class of liabilities.

                      On the other hand, Paragraph 3 or Article 33 states the following: "Without prejudice to that set forth in the previous paragraphs of this article, payments that violate the order established for such purpose in the agreement will be ineffective in full right; and the respective creditor, in addition to being obligated to return any sums received with late payment interest, will have the payment of its credit postponed, with regard to the other creditors. In this event, the creditor must have voted in favor of the agreement and, in all other cases, it must be proven that the creditor was previously informed by the surveillance committee of the priority established in the agreement.

                      In order to ascertain the enforceability of the strict priority referred to in the previous paragraph, Law 550 of 1999 confers upon such creditors a veto right on the restructuring agreement if it contradicts first priority rights as provided for in the law.

                      (f) Revocation Actions.

                      Law 550 includes provisions relative to the setting aside of preferences and fraudulent conveyances. Pursuant to Article 39, any creditor may file an action for revocation of the following acts and contracts performed by the debtor within an eighteen month period prior to initiation of restructuring agreement negotiations: (1) the annulment of obligations, payments made, granting of securities, guaranty contracts, mercantile trust contracts, sales with repurchase agreements, financial leasing contracts that involve transfer of the debtor's assets (leaseback) and, in general, any action involving the disposal, establishment or cancellation of liens, limitation or dissolution of the ownership over entrepreneur's assets that cause direct, certain and even future damage to the creditors; (2) any lucrative title act that demerits the company's equity, and (3) the acts and contracts entered into or executed with the administrator of any debtor, in a corporate manner or not, referred to in Article 22 of Law 222 of 1995, with the partners, controlling parties and persons referred to in sections (a), (b), (c) and (d), paragraph 2, article 20 of law 550, including employment contracts and labor settlements.

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            2.    Risks Associated with a Law 550 Proceeding in Colombia.

                  (a) Possible Interference with Chapter 11 Cases.

                  Initiation of a proceeding under Colombian law 550 of 1999 could considerably hinder the Chapter 11 proceedings in the United States due to the following factors:

                  - Conflicting provisions set forth under both statutes could entail significant obstacles vis-a-vis Avianca's reorganization process. Payment on prepetition obligations (existing prior to the 550 proceeding) would be stayed upon the commencement of a Colombian insolvency proceeding. Consequently, Avianca would not be legally allowed to meet its obligations regarding rents on leases and other administrative expenses incurred after the initiation of the Chapter 11 cases.

                  - Both reorganization proceedings (under Chapter 11 and Law 550) pursue similar objectives. An initiation of a 550 case will unnecessarily create overlapping protections to foreign and domestic creditors.

                  - A 550 proceeding could pointlessly damage Avianca's commercial image and could affect its good will in Colombia.

                  - Voting rights determination and analogous procedures under a Law 550 process could endure for well over a year, thus severely hindering creditor and debtor interests.

                  - Initiation of a Law 550 case could entail potential non-compliance with U.S. bankruptcy law.

                  (b) No Cross-Border Insolvency Treatment under Colombian Bankruptcy Law.

                  Colombian bankruptcy law is yet to include a cross-border insolvency treatment. Compatibility of decisions rendered by Colombian and foreign bankruptcy courts could be uncertain. This situation may also create obstacles regarding the determination of main forum and ancillary proceedings. On the other hand, rejection of Executory Contracts and final release of a debtor corporation will not be available under Colombian bankruptcy laws. Furthermore, differences in the legal regulations concerning ranking of creditors may cause inconvenient conflicting approaches. Notwithstanding the above-explained difficulties, in the event of a Law 550 proceeding, the Company would have to undertake efforts to harmonize both proceedings.

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            3.    Cause for Dissolution of Avianca S.A.

            Pursuant to Article 457 of the Colombian Commercial Code, a cause for dissolution arises when a company's losses reduce its net worth below fifty percent (50%) of its subscribed, paid-in capital. Upon verification of losses of this magnitude, a company in this situation is constrained from undertaking any additional debts; and it must promptly submit a complete report to its shareholders at a duly called shareholders' meeting.

            Article 220 of the Code provides that the shareholders may avoid dissolution of the company by adopting any necessary measures, provided such actions are undertaken within six (6) months after the occurrence of the losses of the magnitude giving rise to the cause for dissolution. According to the authoritative construction provided by the Superintendence of Corporations, such time limit is counted from the moment in which the shareholders acknowledge the unfavorable situation, and not from the specific date on which the losses are verified (Superintendence of Corporations, Decision DAL-27527, September 23,
1985).

            The financial statements of Avianca S.A. (as of December 31, 2003) submitted to the General Shareholders Assembly held on March 29, 2004, accounted for losses which had cut Avianca's net worth below the legally allowed percentage. Therefore, Avianca's shareholders acknowledged that a cause of dissolution existed under Article 457 of the Commercial Code, and they promptly provided guidance to Avianca's Board of Directors and senior management as to some of the measures that Avianca had to adopt to overcome such cause for its dissolution.

            Although Article 79 of Law 812 of 2003 extended the aforementioned time limit by an additional twelve (12) months, for a total period of eighteen
(18) months to be counted from the shareholders' acknowledgement of the existence of a cause for dissolution, on March 30, 2004, the Constitutional Court rendered this extension provision unconstitutional (and, thus, invalid) due to procedural considerations. (Constitutional Court Decision C-305/04). Hence, the applicable time limit for shareholders of a financially troubled company to adopt measures to address an insolvency situation is again six (6) months from the date the shareholders acknowledge that a cause for dissolution exists.

            However, Constitutional Court decisions generally have no retroactive effects under Colombian law, unless the Court expressly provides otherwise. Article 45 of Law 270 of 1996. According to Colombian case law, as a general rule, decisions rendering a law unconstitutional have no effects in respect of rights acquired under laws existing before a constitutional decision came into force (Constitutional Court, Decision C-055/96). Therefore, because the Constitutional Court has not asserted any retroactive effects of Decision C-305/04, such ruling should only have consequences concerning future matters. Thus, previously defined situations, such as Avianca's, should continue to be governed under Article 79 of Law 812 of 2003. Because Avianca's shareholders meeting took place before the Constitutional Court ruling, it is reasonable to believe that the 18 month period will still be applicable for purposes of Avianca adopting measures to cure the cause for dissolution.

            Thus, the time period for Avianca's shareholders to continue to adopt additional measures to address the Company's financial situation should expire on September 29, 2005 - the eighteenth (18th) month anniversary of the March 29, 2004 meeting of Avianca's shareholders at

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which they acknowledged that a cause for the Company's dissolution existed.
While the correctness of Avianca's interpretation of the applicable time period is not free from doubt, Avianca is confident that, in any event, Avianca's shareholders had at least until September 29, 2004, to adopt such measures - the sixth (6th) month anniversary of such shareholders' meeting; and its shareholders adopted additional measures at a meeting duly held on September 13, 2004.

            The Superintendent of Corporations has also held that such period of time is granted by Colombian law to allow a financially troubled company to make modifications necessary to improve its financial condition. This does not imply, however, that the cause for dissolution must effectively be remedied within such given time frame. The Superintendent of Corporations has determined that such provisions of Colombian law do not purport to fix a specific deadline for the shareholders to succeed in overcoming such a company's financial difficulties, but only set a timeframe in which the shareholders must take measures aimed at solving them (Superintendence of Corporations, Decision 220-30791, May 18,
1995).

      U.    ENFORCEABILITY OF FOREIGN JUDGMENTS IN COLOMBIA.

      Any final arbitration award or final foreign judgment may be recognized and enforced in Colombia solely through a procedural system provided for under Colombian law known as "exequatur." Subject to the provisions of Articles 693 and 694 of the Code of Civil Procedure, no re-trial or re-examination of the merits of the case is required. Although pursuant to the relevant statute a simple, formal examination takes place, the process may be lengthy and subject to a long waiting period.

      Article 693 provides that a foreign judgment or arbitration award is enforceable in Colombia in accordance with the terms specified by treaty or, in the absence of a treaty, on the same conditions given to Colombian judgments by the country in which the foreign judgment has been rendered. Proof or evidence of reciprocity or of the existence of a treaty would have to be submitted to the Colombian Supreme Court of Justice within "exequatur" proceedings.

      Article 694 of the Colombian Code of Civil Procedure specifies the following prerequisites for enforcing a foreign judgment or arbitration award:

            1. It does not implicate objective rights ("derechos reales") on goods located in Colombia at the time of initiation of the process where the judgment or award would be given.

            2. It is not contrary to Colombian laws reflecting public policy except for procedural laws.

            3. It is final and complies with the foreign country's formalities of execution, authentication and legalization.

            4. It does not concern a matter within the exclusive jurisdiction of the Colombian courts.

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            5.    Its subject is not involved in any current proceeding or
                  judgment in Colombia.

            6. The judgment debtor has received the notice and opportunity to contest the claim required by the country of origin, which circumstance is presumed where (3) above would be proved.

In the absence of an exequatur proceeding, it is uncertain whether the orders of the Bankruptcy Court, including the confirmation order will be enforceable in Colombia.

      Furthermore, the Debtor is unaware of any other Colombian company that has sought and achieved confirmation of a plan of reorganization under Chapter 11 of the Bankruptcy Code and sought to enforce against creditors in Colombia the provisions of its plan by means of an exequatur proceeding in Colombia. While Avianca believes that an exequatur proceeding may be available as an enforcement mechanism for the provisions of the Plan, upon the entry of an order of the Bankruptcy Court confirming the Plan, no assurance can be given respecting the outcome of any such proceeding, and Avianca has not relied on the availability of such a proceeding in order to assure compliance with the Plan by its Creditors located in Colombia. Specifically, the Proponents have made it a condition to Confirmation of the Plan (which condition can be waived only by the Proponents) that Creditors located in Colombia holding not less than 80% in amount of Allowed Claims in Class 8 (Colombian-held General Unsecured Creditors) have signed a novation agreement, expressly agreeing to be bound by the provisions of the Plan. Satisfaction of this condition will entitle the Reorganized Debtor to enforce the provisions of the Plan against those Creditors who in fact sign such a novation agreement as a matter of contract rather than by way of an exequatur proceeding. See Section V.G.1 above -- "SUMMARY OF THE REORGANIZATION PLAN - Conditions Precedent to Confirmation and Effective Date - Conditions Precedent to Confirmation of the Plan."

      V.    DILUTION RESULTING FROM INVESTMENTS TO BE MADE BY THE EQUITY
            SPONSORS.

      Under the Plan, all of the shares of Ordinary Stock to be issued by Avianca S.A. in exchange for any and all of the equity investments that the Equity Sponsors make in Avianca S.A. will be issued to the SPVs at a price per share of $(COL)0.01 subscribed, paid-in capital and $(COL)0.99 capital surplus. In addition, any and all payments in respect of all of the Subordinated Debt of Avianca S.A., if any, issued to evidence any of the investments to be made by Oceanair pursuant to the terms of the Investment Agreement will be subordinated to the payment in full of all Allowed Class 7 and Class 8 Claims.

      Under Colombian law, issued and outstanding shares of the capital stock of a company cannot be cancelled, but the percentage interests in the equity of a company represented thereby may be diluted by the issuance of additional shares of capital stock. In order to comply with this provision of Colombian law, the Plan provides that, in consideration of the investments in Avianca S.A. being made by the Equity Sponsors (and not on account of the Interests in Avianca S.A. held by the Holders of such Interests as of the Effective Date), 100% of the Ordinary Stock and Preferred Stock issued and outstanding on the Effective Date, after giving effect to all of the transactions and transfers contemplated by
Article VII of the Plan to be taken as of the Effective Date, will remain

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outstanding. As a result, the existing Minority Shareholders will retain their interest in Avianca S.A. but, as a result of the issuance of all of the new shares of Ordinary Stock to be issued to the SPVs in exchange for the equity investments to be made in Avianca S.A. by the Equity Sponsors, the aggregate percentage interest in the equity of Avianca S.A. represented by all of the shares of Ordinary Stock held by such Minority Shareholders will be diluted to approximately one-one hundredth of a percent (0.01%). The remaining 99.99% of the Outstanding Ordinary Stock will be held by the SPVs.

      W.    AIRCRAFT ACCESS.

      In late August 2004, the U.S. Attorney for the Southern District of New York advised Avianca that, because of multiple seizures from Avianca aircraft of unmanifested baggage or cargo containing narcotics, in the view of the U.S. Government, Avianca's practices and procedures are not adequately restricting access to the aircraft. Avianca is engaged in negotiations with the U.S. Attorney in an effort to eliminate the Government's concerns by concluding a Security Advisor Stipulation (as defined in the Plan) pursuant to which the Company would agree to engage an internationally recognized security consulting firm in order to identify and implement additional aircraft security measures and also to make additional investments in the area of aircraft access procedures. Based upon currently available information, the Company estimates that the aggregate additional costs associated with hiring such a consultant and implementing its recommendations would be approximately $3.255 Million over a 2-year period.

      Any such agreement would need to be submitted for approval to the United States District Court for the Southern District of New York and the Bankruptcy Court and could involve a payment in lieu of a civil forfeiture and/or deposit to secure Avianca's implementation of the agreed-upon measures. In the event that Avianca and the U.S. Attorney reach such a negotiated settlement and obtain the necessary approvals, and so long as Avianca performs its obligations under the settlement, Avianca expects that no further action would be taken by the U.S. Attorney with regard to its aircraft access measures.

      While Avianca believes that it is reasonably likely to reach a negotiated settlement with the U.S. Attorney and to obtain the necessary approvals, no assurance can be given that a settlement will in fact be reached or that the approvals would in fact be forthcoming. In the event that no negotiated settlement is reached or that no such settlement is approved, or in the event that a settlement is reached and the approvals are obtained but Avianca does not perform its obligations pursuant to the settlement, the U.S. Attorney may take action against Avianca respecting its aircraft access concerns, including actions to seize aircraft or to require payments in lieu of forfeitures of Avianca's interest in leased aircraft. While the Company has a record of cooperation with law enforcement authorities and has, in cooperation with law enforcement, detected and arranged for the seizure of many packages containing illegal narcotics, leading to a significant number of arrests, and although the Company believes that it would have available valid defenses to any such action by the U.S. Attorney, no assurance can be given respecting the outcome of any such action or that its operations would not be interrupted by such action, regardless of the ultimate outcome.

      A condition precedent to the Effective Date is that the Debtor has entered into the Security Advisor Stipulation in a form approved by Oceanair, which approval cannot be unreasonably

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withheld, and such stipulation must have been approved by a Final Order entered by each of the Bankruptcy Court and the United States District Court for the Southern District of New York.

VII. RESALE OF SECURITIES AND RIGHTS RECEIVED UNDER THE PLAN.

      A.    REGISTRATION OF PLAN SECURITIES IN THE UNITED STATES.

      The Proponents do not believe that registration under the Securities Act of 1933 (the "Securities Act") or comparable state laws is required with respect to the Plan Securities to be distributed to Holders of Claims or Interests under the Plan. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's claim against or interest in the debtor. The Proponents believe that the offer and sale of the Plan Securities under the Plan to Holders of Claims and/or Interests satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code.

      B.    SUBSEQUENT TRANSFERS OF PLAN SECURITIES IN THE UNITED STATES.

      To the extent that the Plan Securities are covered by Section 1145(a)(1) of the Bankruptcy Code, they may be resold in the United States by a Holder thereof without registration under the Securities Act pursuant to the exception provided in Section 4(1) thereof unless, as more fully described below, such Holder is an "underwriter" with respect to such securities. However, as previously noted, the Proponents do not have any present intentions to attempt to have any of the Plan Securities listed on any securities exchange in the United States, Colombia, or elsewhere. See Section VI.P above - "Lack of Market for Plan Securities."

      Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who:

            (i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;

            (ii) offers to sell securities offered under a plan for the holders of such securities;

            (iii) offers to buy such securities from the holders of such securities, if the offer to buy is -

                  (A) with a view to distributing such securities; and

                  (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or

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                  (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

      To the extent that any Entity that receives any Plan Securities pursuant to the Plan is deemed to be an "underwriter" as defined in section 1145(b) of the Bankruptcy Code, resales by such Entity in the United States would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable laws. Such Entity would only be permitted to resell such Plan Securities in the United States pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to a transaction that is exempt from such registration.

      Whether or not any particular Entity would be deemed to be an "underwriter" with respect to any of the Plan Securities to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to such Entity. Accordingly, the Proponents express no view as to whether any particular Entity receiving Plan Securities under the Plan would be an "underwriter" with respect to any of such Plan Securities.

      Given the complex and subjective nature of the question of whether a particular Holder of Plan Securities may be an underwriter, the Proponents make no representation concerning the right of any Entity to resell or trade in any of the Plan Securities in the United States. The Proponents recommend that potential recipients of any of the Plan Securities consult their own counsel concerning whether they may resell or trade in any of the Plan Securities without compliance with the Securities Act and applicable state securities laws.

      C.    REGISTRATION OF PLAN SECURITIES IN THE REPUBLIC OF COLOMBIA.

      The Proponents do not believe that registration under the Colombian Securities Market regulations (Resolution 400 of 1995 issued by the Superintendent of Securities, as amended and modified) or comparable laws is required with respect to either the Dollar Notes to be distributed to Holders of Allowed Class 7 Claims or the Class 8 Trust Certificates (or book entries thereof) to be distributed to Holders of Allowed Class 8 Claims.

      D.    SUBSEQUENT TRANSFERS OF PLAN SECURITIES IN THE REPUBLIC OF COLOMBIA.

      The Dollar Notes and the Class 8 Trust Certificates (or book entries thereof ) will be freely transferable by endorsement and may be resold by a Holder thereof without registration in Colombia. However, the Proponents do not have any present intentions to attempt to have the Dollar Notes or the Class 8 Trust Certificates (or book entries thereof) listed on any securities exchange in Colombia, the United States, or elsewhere. See Section VI.R above - "Lack of Market for Plan Securities."

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      E.    EXEMPTION FROM STAMP TAXES.

      Under Section 1146(c) of the U.S. Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan of reorganization confirmed under Section 1129 of the Bankruptcy Code are not taxable under any law imposing a stamp tax or similar tax. Therefore, no stamp tax should be applicable to the issuance of the Dollar Notes. Nor should any stamp tax be applicable to the issuance of the Peso Notes if the Colombian governmental authorities respect this exemption. See Section IX.D.1(a) below - "SOME TAX CONSEQUENCES IN COLOMBIA - Stamp Tax."

VIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

A summary description of certain material United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan to the Reorganized Debtors and to Holders of Claims who are entitled to vote or to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the Confirmation and consummation of the Plan to the Reorganized Debtors or to any Holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not address foreign, state, or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, employees, persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes.

EACH HOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

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      A.    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO AVIANCA, INC. AND
            AVIANCA S.A.

            1.    U.S. Federal Income Taxation of Avianca S.A.

            Avianca S.A. has taken the position that it has no gross income subject to U.S. federal income tax pursuant to an exemption from U.S. income taxation for income from the international operation of aircraft under Tax Code sections 883(a) and (c) and applicable regulations. Avianca S.A. intends to claim an equivalent U.S. income tax exemption for future tax years.

            Avianca S.A. is eligible for the exclusion from income provided in Tax Code section 883 if for at least half the number of days in Avianca S.A.'s taxable year more than 50 percent of the value of Avianca S.A.'s outstanding shares is owned, or is treated as owned by applying certain attribution rules, by one or more qualified shareholders. Qualified shareholders include individuals who are residents of a qualified foreign country, which is defined as a foreign country that grants to corporations organized in the United States an equivalent exemption for income derived from the carriage of passengers or cargo. Colombia and Brazil are listed in Internal Revenue Service Rev. Rul. 2001-48 as countries that grant equivalent exemptions. Accordingly, subsequent to the Effective Date Avianca S.A. should remain eligible for the exemption under Tax Code section 883 provided more than 50 percent of the value of its outstanding shares continues to be owned, or treated as being owned, by individuals who are residents of qualified foreign countries.

            With respect to previous taxable years, Avianca S.A. has filed U.S. federal income tax returns in order to claim the Tax Code section 883 exemption. However, with respect to the current and subsequent taxable years, additional requirements for that exemption were imposed under final regulations under Tax Code section 883 that became effective on August 26, 2003 and are applicable to taxable years of foreign corporations beginning 30 days or more after August 26, 2003. For example, in connection with Avianca S.A.'s future claims of exemption from U.S. federal income tax for its income from the international operation of aircraft, Avianca S.A. must require shareholders to complete an ownership statement in accordance with Treas. Reg. Section 1.883-4(d)(4) in order to substantiate Avianca S.A.'s continued eligibility under Tax Code section 883.

            As a result of its claimed exemption from U.S. income taxation, Avianca S.A. expects that some of the tax consequences discussed in this section will (1) not be applicable to Avianca S.A., or (2) have no material effect in determining the income, if any, of Avianca S.A. which may be subject to U.S. federal income taxation.

            2. U.S. Federal Income Tax Effect of Substantive Consolidation for Bankruptcy.

            As discussed at Section 7.3 of the Plan and Section V of this Disclosure Statement, the Plan contemplates the substantive consolidation of Avianca, Inc. and Avianca S.A., to combine the assets and liabilities of Avianca, Inc. and Avianca S.A. and treat them as held by a single entity for purposes of the Plan. The Tax Code does not recognize such a substantive consolidation for bankruptcy purposes. Furthermore, each of Avianca, Inc. and Avianca S.A. has a distinct business purpose and conducts business activity. As a result, for U.S. federal income tax purposes, each of Avianca, Inc. and Avianca S.A. generally will be recognized as a separate taxable entity, and transactions under the Plan affecting creditor or shareholder interests in Avianca, Inc. and Avianca

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S.A. will generally have independent U.S. federal income tax consequences.
Because of the absence of definitive authority in this context, the application of certain U.S. federal income tax consequences discussed in this section is unclear.

            3.    Cancellation of Indebtedness Income.

            Upon implementation of the Plan, the amount of Avianca, Inc.'s and Avianca S.A.'s aggregate outstanding indebtedness will be reduced substantially. In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an "issue price" as determined under section 1273 or section 1274 of the Tax Code, whichever is applicable) less than the "adjusted issue price" of the debt gives rise to cancellation of indebtedness ("COD") income to the debtor. However, COD income is not taxable to the debtor if the debt discharge occurs in a Title 11 bankruptcy case. Rather, under the Tax Code, such COD income instead will reduce certain of the debtor's tax attributes, generally in the following order: (a) net operating losses ("NOLs") and NOL carryforwards;
(b) general business credit carryforwards; (c) minimum tax credit carryforwards;
(d) capital loss carryforwards; (e) the tax basis of the debtors' depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carryforwards. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the debtor's tax year). Any excess COD income over the amount of available tax attributes is not subject to United States federal income tax and has no other United States federal income tax impact.

            Because some of Avianca, Inc.'s and Avianca S.A.'s outstanding indebtedness will be satisfied in exchange for Dollar Notes, Peso Notes and Single Payment Rights to be issued under the Plan, the amount of COD income, and accordingly the amount of any tax attributes required to be reduced, will depend in part on the "issue price" of such Dollar Notes, Peso Notes and Single Payment Rights as determined under the Tax Code. These values cannot be known with certainty until after the Effective Date. Thus, although it is expected that Avianca, Inc. will and Avianca S.A. may be required to reduce their respective tax attributes for U.S. federal income tax purposes, the exact amount of such reduction cannot be predicted.

            It is unclear what, if any, U.S. tax attributes of Avianca S.A. may be reduced as a result of COD income under the Plan. However, because of its claim of U.S. federal income tax exemption (discussed in Section VIII.A.1 of this Disclosure Statement), Avianca S.A. believes that either (1) no reduction of any U.S. tax attributes it may have will be required under the Plan, or (2) any reduction of its tax attributes will have no material effect in determining the income, if any, of Avianca S.A. which may be subject to U.S. federal income taxation.

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            4.    Issuance of Dollar Notes and Cash Payment to Non-Colombian
                  Holders of General Unsecured Claim (Class 7 Claims).

            As discussed in Sections 5.1.7 and 7.1.2 of the Plan and Section V of this Disclosure Statement, Reorganized Avianca S.A. will issue Dollar Notes under the Dollar Notes Indenture and will make certain cash payments in amounts equal to the applicable Pro Rata Portion of the Initial Fixed Payment, in each case, for the benefit of certain creditors of Avianca S.A. and Avianca, Inc.

            5.    Intercompany Claims (Class 10 Claims).

            Avianca Inc. and Avianca S.A. hold Intercompany Claims which, on the Effective Date, may either be reinstated, in whole or in part, or be cancelled and discharged, in whole or in part. Intercompany Claims held by SAM will be reinstated, but subordinated pursuant to the SAM Subordination Agreement.

                  (a) If Avianca Inc. cancels or discharges its Intercompany Claims against Avianca S.A. on the Effective Date, such cancellation or discharge would be treated as a distribution of property by Avianca Inc. to Avianca S.A. to the extent of the fair market value of the Intercompany Claims that are cancelled or discharged. This deemed distribution of property by Avianca, Inc. could result in a constructive dividend by Avianca, Inc. to Avianca S.A. equal to the fair market value of the property distributed (to the extent of the current or accumulated earnings and profits of Avianca, Inc.). Any constructive dividend would be subject to U.S. withholding tax at the rate of 30%. In addition, Avianca S.A. would be deemed to have repurchased the applicable Intercompany claim for an amount equal to its fair market value, resulting in the creation of cancellation of indebtedness income to the extent that the adjusted issue price of the debt to which that Intercompany Claim relates exceeds the fair market value deemed paid by Avianca S.A. See the discussion of cancellation of indebtedness income in Section VIII(A)(3) above under the heading "Cancellation of Indebtedness Income."

                  (b) If Avianca S.A. cancels or discharges its Intercompany Claims against Avianca Inc. on the Effective Date, such cancellation or discharge would be treated as a contribution of property by Avianca S.A. to Avianca Inc. to the extent of Avianca S.A.'s adjusted basis in such Intercompany Claims (other than the portion of the adjusted basis in the cancelled or discharged Intercompany Claims that relates to accrued but unpaid interest). The deemed contribution of property by Avianca S.A. would increase Avianca S.A.'s basis in its stock interest in Avianca, Inc. by the amount of the deemed contribution. Accordingly, Avianca, Inc. would not recognize cancellation of indebtedness income for Intercompany Claims that Avianca S.A. cancels or discharges on the Effective Date. However, to the extent any such Intercompany Claim so cancelled or discharged relates to accrued but unpaid interest, the IRS might contend that such capitalized interest should be treated as a constructive payment of interest by Avianca Inc. to Avianca S.A. Any such constructive payment would be subject to U.S. withholding tax at a rate of 30%. See the discussion of cancellation of indebtedness income in Section VIII(A)(3) above - "Cancellation of Indebtedness Income."

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            6.    Net Operating Losses - Section 382.

            Avianca, Inc. does not have a NOL carryforward. As discussed in
Section VIII.A.1, Avianca S.A. claims an exemption from U.S. federal income taxation. Therefore, Avianca S.A. has not calculated the amount of any NOL it might otherwise have for U.S. federal tax purposes as a result of its operations.

            Avianca S.A. anticipates that it will experience an "ownership change" (within the meaning of Tax Code section 382) on the Effective Date as a result of the issuance of shares of its Ordinary Stock to the SPVs pursuant to the Plan. As a result, Reorganized Avianca S.A.'s ability to use any pre-Effective Date NOLs and capital loss carryforwards to offset its income for U.S. federal tax purposes in any post-Effective Date taxable year could be severely limited under Tax Code section 382. However, because of its claim of exemption from U.S. federal income taxation (discussed in Section VIII.A.1 of this Disclosure Statement), Avianca S.A. believes that either (1) section 382 is inapplicable to Avianca S.A. in this context, or (2) the limitations of section 382 will have no material effect in determining the U.S. federal income tax liability, if any, of Avianca S.A.

      B. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES HOLDERS OF CERTAIN CLAIMS.

            1.    United States Holders.

            This section discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Holders that are "United States Holders," as defined below. The United States federal income tax consequences to such Holders (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, the following:

                        - Whether the Claim and the consideration received in respect thereof are "securities" for United States federal income tax purposes;

                        -     The manner in which a Holder acquired the Claim;

                        -     The length of time the Claim has been held;

                        -     Whether the Claim was acquired at a discount;

                        - Whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or any prior year;

                        - Whether the Holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim;

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                        -     The Holder's method of tax accounting; and

                        - Whether the Claim is an installment obligation for United States federal income tax purposes.

THEREFORE, ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR INFORMATION THAT MAY BE RELEVANT TO THEIR PARTICULAR SITUATIONS AND CIRCUMSTANCES AND THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

            This discussion assumes that no Holder has taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and that such Claim did not become completely or partially worthless in a prior taxable year.

            For purposes of the following discussion, a "United States Holder" is a Holder that is (1) a citizen or individual resident of the United States,
(2) a partnership or corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person. A "Non-United States Holder" means any Holder other than a United States Holder.

                  (a)   Accrued Interest.

                  Under the Plan, some cash or property may be distributed or deemed distributed to certain Holders with respect to their Claims for accrued interest. Holders of Claims for accrued interest that previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the amount of cash and the fair market value (or in the case of a Dollar Note, the issue price) of the property received with respect to such Claims for accrued interest. Holders of Claims for accrued interest that have included such accrued interest in taxable income will not be required to recognize additional taxable income on the receipt of cash or property with respect to such Claims for accrued interest (to the extent that the amount of cash and the fair market value (or in the case of a Dollar Note, the issue price) of the property received does not exceed the amount of accrued interest previously included in taxable income), and such Holders generally may take an ordinary deduction to the extent that such Claim is not fully satisfied under the Plan (after allocating the distribution between principal and accrued interest), even if the underlying Claim is held as a capital asset. The adjusted tax basis of the property received in exchange for Claims for accrued interest will equal the fair market value (or in the case of a Dollar Note, the issue price) of such property on the Effective Date, and the holding period for the property received in exchange for such Claims will begin on the day after the Effective Date. The extent to which consideration distributable under the Plan is allocable to interest is not clear. Claimholders are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.

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                  (b)   Market Discount.

                  The market discount provisions of the Tax Code may apply to Holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor's period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A holder of a market discount bond may be required under the market discount rules of the Tax Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond. In such circumstances, such holder may be allowed to deduct such interest in whole or in part, on the disposition of such bond.

                  (c)   Dollar Notes.

                  Each of the Dollar Notes includes the obligations to pay (a) fixed Principal amounts, together with interest on the unpaid balance thereof outstanding from time to time plus (b) Contingent Principal Amounts. Avianca S.A. intends to treat the Dollar Notes as subject to regulations governing contingent payment debt instruments (which are referred to in this disclosure statement as the CPDI regulations). The CPDI regulations set forth special rules with respect to the taxation of debt instruments which (1) provide for contingent payments based on factors for which there is no objective source of valuation, such as sales or profits of the issuer, (2) are not publicly traded, and (3) are issued as consideration for nonpublicly traded property (rather than cash or publicly traded property). Under the CPDI regulations, such a debt instrument is separated into its contingent and noncontingent components. For purposes of calculating original issue discount, the noncontingent component (i.e., the obligation to pay the fixed Principal amounts, the "Noncontingent Component") and the contingent component (i.e., the obligation to pay the Contingent Principal Amounts, the "Contingent Component") will each be treated as a separate debt instrument. The Noncontingent Component of each Dollar Note will be subject to the normal original issue discount rules for noncontingent debt instruments. However, payments on the Contingent Component of each Dollar Note will be accounted for when made, with a portion of each such payment treated as principal and the remainder treated as interest (as described in section VIII.A.(c)(iv) below).

                  (i) Taxation of Stated Interest on Noncontingent Component of the Dollar Notes.

                  A United States Holder generally will be required to include in gross income as ordinary interest income the stated interest on a Dollar Note at the time that the interest accrues or is received, in accordance with the United States holder's regular method of accounting for U.S. federal income tax purposes. As discussed in Section IX.C.1(c) below - "Withholding Tax," Colombia may impose a withholding tax of up to 39.55% on payments of stated interest on

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Dollar Notes. If such payments of stated interest are subject to Colombia withholding tax, a United States Holder may be eligible for a foreign tax credit against such United States Holder's federal income tax on such stated interest. Availability of such a foreign tax credit will be subject to the particular facts and circumstances of such United States Holder and the limitations imposed by the "high withholding tax interest basket" rules of section 904(d)(2)(B) of the Tax Code. Alternatively, a United States Holder may elect to take a deduction (rather than a credit) for the Colombia withholding tax in computing such United States Holder's federal taxable income.

                  (ii) Original Issue Discount on Noncontingent Component of the Dollar Notes.

                  Although it is unlikely, the Noncontingent Component of the Dollar Notes could be issued with original issue discount for U.S. federal income tax purposes. The amount of original issue discount with respect to Noncontingent Component of each such Dollar Note would be equal to the excess of the "stated redemption price at maturity" of the Noncontingent Component of such Dollar Note over its "issue price." The "stated redemption price at maturity" of the Noncontingent Component of each Dollar Note will include all cash payments, other than stated interest to the extent that it is unconditionally payable at least annually at a single fixed rate, which we refer to as "qualified stated interest," required to be made thereunder until maturity. Qualified stated interest on the Noncontingent Component of the Dollar Notes is 10% per annum.

                  If Noncontingent Component of each Dollar Note lacks adequate stated interest, the "issue price" of the Noncontingent Component of such Dollar Note will equal its imputed principal amount. A debt instrument has adequate stated interest if its stated principal amount is less than or equal to its imputed principal amount. The stated principal amount is the sum of all payments due under the debt instrument, excluding any amount of qualified stated interest. The imputed principal amount is determined as of the Effective Date and equals the present values of all payments (including principal and qualified stated interest) due under the Noncontingent Component of each Dollar Note using the applicable federal rate, compounded semiannually.

                  The applicable federal rates, published monthly by the Secretary of the Treasury for the following calendar month, are based on similar yields to maturity of outstanding marketable obligations of the United States. For exchanges of debt instruments, the applicable Federal rate is the lowest 3-month rate, which is the lowest applicable Federal rate in effect for any month in the 3-calendar-month period ending with the first calendar month in which there is a written binding contract for the exchange, or in the month of exchange if there is no written binding contract.

                  Because the interest on the Noncontingent Component of the Dollar Notes constitutes qualified stated interest that accrues at a rate per annum in excess of what the applicable federal rate may reasonably be expected to be at the time the Noncontingent Component of the Dollar Notes are issued, the Noncontingent Component of the Dollar Notes are not likely to be issued with original issue discount. Furthermore, the amount of original issue discount with respect to a debt instrument is considered to be zero if such discount is less than one-fourth of one percent of the stated redemption price at maturity multiplied by the number of complete years from the issue date to the maturity date of the debt instrument ("di minimis" original issue discount).

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                  (iii) Taxation of Original Issue Discount on the Noncontingent
                        Component of the Dollar Notes.

                  If there is more than de minimis original issue discount, each Holder of the Noncontingent Component of a Dollar Note will be required to include in gross income, as ordinary interest income, an amount equal to the sum of the "daily portions" of the original issue discount on the Noncontingent Component of such Dollar Note for each day the Holder holds a Dollar Note. The daily portions of original issue discount required to be included in a Holder's gross income will be determined on a constant yield basis by allocating to each day during the taxable year in which the Holder holds the Noncontingent Component of such Dollar Note a pro rata portion of the original issue discount thereon that is attributable to the "accrual period." Thus, any original issue discount may be included in income before the receipt of any cash.

                  The amount of the original issue discount attributable to each accrual period will be the product of the "adjusted issue price" of the Noncontingent Component of such Dollar Note at the beginning of the accrual period multiplied by the "yield to maturity" of the Noncontingent Component of the Dollar Note, less the amount of any qualified stated interest allocable to the accrual period. Appropriate adjustments will be made in computing the amount of original issue discount attributable to the initial accrual period. The adjusted issue price of the Noncontingent Component of such Dollar Notes at the beginning of the first accrual period is the issue price. Thereafter, the adjusted issue price is the issue price of the Noncontingent Component of such Dollar Notes plus the aggregate amount of original issue discount that accrued in all prior accrual periods, less payments, other than payments of qualified stated interest, on the Noncontingent Component of such Dollar Notes. The yield to maturity of the Noncontingent Component of a Dollar Note will be the discount rate that, when used to compute the present value, on a semi-annual compounded basis, of all principal and interest payments to be made under the Noncontingent Component of a Dollar Note, produces a present value equal to the issue price of the Noncontingent Component of the Dollar Note.

                  (iv)  Taxation of The Contingent Component of the Dollar
                        Notes.

                  Under the CPDI regulations part of any Variable Payment Amount paid under the Contingent Component of a Dollar Note is treated as a payment of interest and is includible in gross income by the holder and deductible by the issuer in their respective taxable years in which the payment is made. Such a contingent payment is treated as a payment of principal in an amount equal to the present value of the payment determined by discounting the payment from the date it was made to the issue date of the contingent debt instrument at the applicable federal rate that would apply to a debt instrument issued on the contingent debt instrument's issue date and maturing on the date the contingent payment is made. The amount of the contingent payment in excess of the portion determined to be principal is treated as a payment of interest.

            (d)   Information Reporting and Backup Withholding.

            Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Tax Code's backup withholding rules, a United States holder may be subject to backup withholding

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at the applicable rate (currently 28%) with respect to certain distributions or payments pursuant to the Plan, unless the Holder (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a U.S. person, the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.

                  Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

            2.    Holders of General Unsecured Claims (Class 7 Claims).

            Pursuant to the Plan, Reorganized Avianca S.A. will issue Dollar Notes under the Dollar Notes Indenture and will pay the applicable Pro Rata portions of the Initial Fixed Payment to the Non-Colombian Holders of General Unsecured Claims. The United States federal income tax consequences arising from the Plan to Holders of such Claims will vary depending upon, among other things, whether such Claims constitute "securities" for United States federal income tax purposes. The determination of whether a debt instrument constitutes a "security" depends upon an evaluation of the nature of the debt instrument. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE STATUS OF ITS CLAIM.

                  (a) If (A) the Claim and the Dollar Notes exchanged therefor both constitute "securities" for United States federal income tax purposes, and (B) the Dollar Notes are received by the Holder with respect to Claims against Avianca S.A., the exchange of such Claims for Dollar Notes and cash (i.e., the Pro Rata portion of the Initial Fixed Payment) should constitute a "recapitalization" for United States federal income tax purposes.

                  The exchange of such Claims for Dollar Notes and cash (i.e., the Pro Rata portion of the Initial Fixed Payment) should constitute a "recapitalization" for United States federal income tax purposes. Although a party to a "recapitalization" generally does not recognize gain or loss for federal income tax purposes in that transaction, if that party receives in the recapitalization cash or property other than stock or securities of the issuer, that party must recognize any gain to the extent of the amount of cash and the fair market value of such other property. Provided that the sum of the issue price of the Dollar Notes and the amount of cash received does not exceed a Holder's adjusted tax basis in its Claim, a Holder should not be required to recognize gain upon the receipt of the cash. A Holder may not recognize a loss upon the receipt of cash or other property in a "recapitalization."

                  A Holder's tax basis in the Dollar Notes received in exchange for its Claim (other than the Dollar Notes received for accrued interest) should be equal to the aggregate adjusted tax basis in the Claims exchanged therefor (exclusive of any basis in such Claim attributable to

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accrued interest) decreased by the amount of the cash received. Such Holder's holding period for the Dollar Notes (other than Dollar Notes received for accrued interest) will include the holding period of the Claims exchanged therefor, provided that such Claims are held as capital assets on the Effective Date.

                  As discussed in Section VIII.B.1.(a) above, holders of General Unsecured Claims will recognize ordinary income to the extent that the consideration they receive (whether stock, securities or other property) in discharge of their Claims is treated as received in satisfaction of accrued and unpaid interest with respect to such Claims. Moreover, under the market discount rules discussed in Section VIII.B.1.(b) above, any accrued but unrecognized market discount with respect to such Claims generally will be treated as ordinary income to the extent of the gain recognized upon the subsequent disposition of Dollar Notes received in exchange for the Claim. The treatment of accrued market discount in a nonrecognition transaction is, however, subject to the issuance of Treasury regulations that have not yet been promulgated. In the absence of such regulations, the application of the market discount rules in the present transaction is uncertain. If a holder of a Claim was required under the market discount rules of the Tax Code to defer its deduction of all or a portion of the interest on indebtedness, if any, incurred or maintained to acquire or carry the Claim, continued deferral of the deduction for interest on such indebtedness may be required. Any such deferred interest expense would be attributed to the Dollar Notes received in exchange for the Claim and would be treated as interest paid or accrued in the year in which the Dollar Notes are disposed of.

                  (b) If (A) either the Claim or the Dollar Notes exchanged therefor do not constitute "securities" for United States federal income tax purposes, or (B) Avianca S.A. issues Dollar Notes to creditors of Avianca Inc., the exchange of such Claims for Dollar Notes and cash (i.e., the Pro Rata portion of the Initial Fixed Payment) should constitute a taxable exchange for United States federal income tax purposes.

                  The exchange of such Claims for Dollar Notes and cash (i.e., the Pro Rata portion of the Initial Fixed Payment) should constitute a taxable exchange for United States federal income tax purposes. As a result, a United States Claim holder would generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between
(1) the sum of the issue price, as determined under applicable regulations, on the Effective Date of the Dollar Notes and the amount of cash received in exchange for its Claim and (2) the Holder's adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder's hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. Any such gain recognized would generally be treated as ordinary income to the extent that the Dollar Notes and cash are received in respect of accrued but unpaid interest or accrued market discount that, in either case, has not been previously taken into account under the Holder's method of tax accounting. See Sections VIII B.1.(a) and B.1.(b). A Holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A Holder's tax basis in the Dollar Notes received in exchange for its Claims would generally be equal to the issue price on the Effective Date of such Dollar Notes. Any gain or

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loss would be long-term gain or loss if the Holder's holding period for the applicable Claims was more than one year on the Effective Date. The holding period for Dollar Notes received pursuant to the Plan would begin on the day after the Effective Date.

      C.    NON-UNITED STATES HOLDERS.

      THIS DISCLOSURE STATEMENT DOES NOT COVER ANY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO NON-UNITED STATES HOLDERS OF CLAIMS. EACH SUCH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN.

      D.    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE.

      THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, ALL HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

IX.      SOME TAX CONSEQUENCES IN COLOMBIA.

      A.    NATURE OF THE REORGANIZATION PLAN.

      The Plan is a proposal for the reorganization of Avianca S.A. and Avianca, Inc. under Chapter 11 of the U.S. Bankruptcy Code under the jurisdiction of the U.S. Bankruptcy for the Southern District of New York (the "Bankruptcy Court"), which includes, among other aspects, a restructuring proposal for, and form of payment of, the debts incurred by the Debtors and owing to their creditors as of March 21, 2003, the date on which the petition for protection under Chapter 11 was filed. The Plan included in this Disclosure Statement foresees entering into several legal acts, including the capitalization of Avianca S.A. through investment of new resources and capitalization of certain debts, as well as restructuring of debts existing as of March 21, 2003, both in Avianca S.A. and Avianca Inc.

      The Plan includes a proposal for the payment in full of those debts that as a result of their nature must be fully paid. It also provides for the reduction of original amount and/or postponement of payment of the Debtors' unsecured non-priority debts pursuant to applicable law and as provided in the Plan.

      The Plan is subject to voting approval by the creditors whose debts will be reduced, who may accept or reject it. After the voting, if the U.S. Bankruptcy Court confirms the Plan, it will be

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binding on Avianca and its creditors, as well as other interested parties, including the Equity Sponsors.

         The purpose of this section is to illustrate the tax effects generated in Colombia with respect to the Plan once it becomes effective. Considering that the process is being carried out in the United States of America under such country's applicable laws, upon confirmation by the U.S. Bankruptcy Court, it will, under applicable Colombian law, be deemed to be a private restructuring agreement of debts executed abroad (hereinafter referred to as the "Agreement").

      B.    JURIDICAL EFFECTS OF THE AGREEMENT WITH RESPECT TO RESTRUCTURED
            DEBTS.

      With respect to the different claims, three situations may arise: (i) the obligations continue unaltered; (ii) the obligations continue existing but their amount and/or form of payment are modified; or (iii) the obligations are extinguished and new ones arise due to the effects of a novation agreement.

      C.    TAX EFFECTS FOR THE AGREEMENT.

            1.    General Tax Effects.

                  (a)   Stamp Tax.

                  The stamp tax is assessed on public documents or private instruments issued or accepted in the Colombian national territory or issued abroad, but performed in Colombia, or that generate obligations in the national territory, on which the incorporation, existence, amendment or extinction of obligations, or its extension or assignment is evidenced, as provided in article 519 of the Colombian Tax Statute.

                  For stamp tax purposes, the time on which the obligations arise, their nature and contents, as well as the territory where to be performed, that is, whether or not they generate obligations in Colombia must be taken into account. Accordingly, in the present case the following must be taken into account:

                        -     That the Agreement is issued abroad;

                        - That performance of the Agreement is verified abroad, except for Colombian creditors having signed the novation agreement;

                        - With respect to claims with foreign creditors, it is important to point out that the obligation to pay the restructured debt is not an obligation generated or executed in the national territory, given that the fact that Avianca S.A. must draw money abroad for payment of foreign creditors cannot be understood as an obligation generated or performed in the Colombian national territory. On the contrary, such obligation is accrued abroad and must be performed abroad;

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                        -     Due to the nature of many of the obligations dealt
                              with in the Agreement, operations such as external credit are exempt from stamp taxes, as expressly provided in article 529 of the Colombian Tax Statute, as well as the documents mentioned in article 530 of the same Statute;

                        - Obligations are subject to stamp taxes when the obligation has an economic content, therefore obligations having other contents but the economic one do not trigger the tax.

                        - The documents arising from the Agreement issued to implement the negotiation conditions are not subject to such tax, because they are expressly excluded by paragraphs 9 and 42 of article 530 of the Colombian Tax Statute, for being accessory documents.

Therefore, the only obligations contained in the Agreement subject to stamp taxes are novated obligations, executed or generated in the Colombian territory. The tax is accrued over the value of the new obligation, when it exceeds the amount of $(COL)56,684,000 and it is assessed at a rate of 1.5%. Nevertheless, under Section 1146(c) of the U.S. Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan of reorganization confirmed under under Section 1129 of the Bankruptcy Code are not taxable under any law imposing a stamp tax or similar tax. Thus, the Holders of Allowed Class 8 Claims may have an exemption from this stamp tax if the exemption provided by Section 1146(c) of the Bankruptcy Code is respected by the Colombian governmental authorities. No assurance can be given, however, that the Colombian governmental authorities will respect this exemption. See Section VI.U hereof - "Enforceability of Foreign Judgments in Colombia."

                  (b)   Income Tax.

                        (i)   For Avianca S.A.

                        Obligations partially extinguished to Avianca S.A, by virtue of the Agreement constitute assessable income in the year in which the obligations are restructured. If a profit is generated, such profit may be offset, whether totally or partially, with the accumulated losses of former years, as provided in article 147 of the Colombian Tax Statute. Given that Avianca S.A. has tax losses accumulated from former fiscal years, the net income originating in the taxable year in which the credits are extinguished may be amortized with these losses, thus constituting a neutral effect.

                        (ii)  For Avianca Inc.

                        This company is domiciled in the United States of America and according to the terms of the Agreement, it will act in such country as agent of Avianca S.A.; and, therefore, no tax obligations are generated in Colombia.

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                        (iii) For Creditors of Avianca S.A.

                        Creditors paying income taxes in Colombia who accept the Plan may deduct from their gross income the extinguished value, as provided in article 146 of the Colombian Tax Statute, and provided, further, that the conditions stipulated in the Regulatory ruling Decree 187 of 1975 are met. However, according to Article 195 of the Tax Code, the recovery of deductions originated in bad debts constitutes an assessable income in the taxable period in which such recovery is materialized.

                        Creditors paying taxes in Colombia not accepting the Plan, could eventually make a reserve or deduct from the portfolio of bad debts, provided the conditions demanded by the law are met.

                  (c)   Withholding and Remittance Taxes.

                  The withholding of taxes is the legal mechanism established to collect income taxes in Colombia on Colombian source income. Generally speaking, the withholding tax rate on Colombian source income depends on the specific type of income (for example, a 10% withholding tax rate for non-exempt services that are deemed to be Colombian source even though performed outside Colombia). Under Articles 24.4 and 265 of the Colombian Tax Code, interest paid in respect of obligations owed by a Colombian Entity or resident are generally deemed to be Colombian source income, regardless of the place of domicile or residence of the recipient creditor. Under Articles 408 and 321 of the Colombian Tax Code, such interest is subject to a withholding tax of 35% plus a remittance tax of 7% on the putative balance of interest to be paid, for an overall effective income tax rate of 39.55% [35% + (7% x 65%) = 35% + 4.55%].

                  However, Article 25 of the Colombian Tax Code provides, among other things, an exemption from Colombian withholding and remittance taxes on principal or interest payments in respect of (i) credit facilities obtained abroad by Colombian companies whose activities are considered of interest to the economic and social development of Colombia in accordance with the policies of the Economic and Social Policy Council ("CONPES"), and (ii) "income originating in leasing agreements made directly, or through leasing companies, with foreign companies not domiciled in Colombia to finance investments in machinery and equipment engaged in export processes or activities considered to be of interest to Colombia's economic and social development in accordance with CONPES policy." Art 1 of Regulatory Decree 2105/96 specifically determined that activities "of interest to the economic and social development of Colombia" include "all activities in the primary sector, manufacturing, and the provision of services, it being understood that the service sector includes activities such as transport, engineering, hotel management, tourism, and health, commerce, and the construction of housing."

                  Avianca S.A. should, thus, be considered as a company whose activities are considered of interest to Colombia's economic and social development in accordance with CONPES policy. Accordingly, all payments made by Avianca S.A. under the Dollar Notes to non-Colombian Entities or residents whose original credits derived from (i) credit facilities obtained abroad, (ii) leasing agreements made directly, or through leasing companies, with foreign companies not domiciled in Colombia to finance investments in machinery and equipment leasing agreements, or (iii) any other credits or operations having an express exemption under Colombian

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tax laws, should be exempt from any Colombian withholding or remittance taxes
(collectively, the "Exempt Foreign Credit and Services Payments"). In addition, Holders of Class 8 Trust Certificates should have a loss in connection with their obligations owing from Avianca, which might allow them, in certain cases, to offset their withholding tax on the interest payments they receive under the Plan.

                  If for any reason the exemption under Article 25 of the Colombian Tax Code is unavailable for any given Class 7 Creditor, then the withholding rate applicable to the payment of interest on a past due obligation owing to such a non-Colombian Entity or resident could be either (i) the same as the specific withholding rate that applies to payments in respect of the underlying obligation under the legal principle that "the accessory follows the nature of its principal", or (ii) the general withholding rate applicable to non-exempt interest payments made abroad. This is different from the payment of interest on past due obligations owing to Colombian Entities or residents, which are subject to the specific rate of 7% regardless of the withholding tax rate on the underlying obligations.

                  Nevertheless, any additional Colombian withholding tax might not materially and adversely affect the net return to many Holders of Dollar Notes or Class 8 Trust Certificates. Under the tax regimes of most countries, a foreign tax credit is available against a taxpayer's putative income tax on foreign source interest income. The credit is usually equal to the foreign withholding tax paid with respect to such interest income up to the amount of the putative income tax that otherwise would be owed, and any unused foreign tax credit can often be carried forward and applied in future years against other qualified foreign source income. Alternatively, a Holder might be able to take a deduction (rather than a credit) for any withholding tax in computing such Holder's taxable income. See, e.g., Section VIII.B.1(c)(i) above - "Taxation of Stated Interest on Noncontingent Component of the Dollar Note." In addition, as noted above, Holders of Class 8 Trust Certificates might have a loss in connection with their obligations owing from Avianca that offsets their withholding tax on the interest payments they receive under the Plan. However, the availability of credits, deductions or losses will vary with the circumstances of each Holder's particular tax situation. EACH HOLDER IS ENCOURAGED TO CONSULT ITS TAX ADVISOR AND THE TERMS OF THE CLASS 8 TRUST CERTIFICATES AND THE DOLLAR NOTES REGARDING THE POSSIBLE TAX CONSEQUENCES.

                  (d)   Sales Tax.

                  Given that it is a negotiation of credits, the Agreement considered individually does not constitute a fact generating sales tax, as provided in article 420 of the Colombian Tax Statute, and therefore it is not subject to sales tax.

                  (e)   Industry and Commerce Tax.

                  This tax, created by Law 14 of 1983, emerges from the performance of industrial, commercial or service activities within a municipal jurisdiction and it is calculated based on the gross income.

                  Extinguishment of claims by Avianca S.A, creditors must be filed as an income, but for the purposes of this municipal tax, it should be taken as a reduction of debt not subject to the tax. Notwithstanding the above, the lack of rules and juridical unsteady derived from

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varied and dissimilar interpretations, may cause that any municipality, in particular the municipality of the main domicile, question the accrual of the tax, but there would be serious arguments to affirm that such activity is not subject to this tax.

            2.    Particular Tax Effects.

                  (a) With Respect to the Novated Obligations with Colombian Creditors.

                  Novation is the substitution of a new obligation for a former obligation, which is therefore extinguished (Article 1687 of the Civil Code). Obligations executed in Colombia that are subject to a novation agreement are extinguished as new ones emerge, whose treatment is as follows:

                        (i)   For Avianca S.A.

                        Payments made do not have any relation with former claims. Therefore, on the amount of interest Avianca pays, Avianca needs to apply withholdings equivalent to 7% of the such interest.

                        (ii)  For the Creditors.

                        They will be subject to tax withholdings equal to 7% of the interest paid, but might have losses on their investments in Avianca that offset this tax. See Section IX.C.1(c) above - "Withholding and Remittance Taxes."

                  (b) With Respect to Non-novated Obligations with Colombian Creditors.

                  If any Creditors who hold obligations executed in Colombia in which novation does not occur were to contest the Debtors' position that such Creditors are bound by the Plan and were to prevail, then such obligations would keep their original nature and their tax treatment. The income tax effect of the restructuring of their debt pursuant to the Plan would, therefore, be unaffected. Otherwise, then such obligations would be treated as being subject to novation and receive the treatment described in the preceding Section IX.C.2(a)(ii).

                  (c)   With Respect to Obligations with Foreign Creditors.

                  Given that Avianca S.A. will pay its claims with its own resources and that there is no novation of these claims, claims with foreigners keep the nature of the business originating them.

                  (d)   Conclusion.

                  Under these criteria, the juridical and tax consequences are the following:

                         - When Avianca S.A. pays, it makes the payment on its account; and

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                         -    Given that the parties and the nature of the
                              obligations remain unaltered, the situations with respect to the payment must be analyzed individually taking into account factors such as the following:

                              (A) If the Initial Obligation Was for Exempt
                                  Foreign Credit and Services Payment Not
                                  Subject to Withholding Taxes in Colombia. In this case, at the time of drawing the funds for payment of the obligation abroad, no withholding has to be made.

                              (B) If the Initial Obligation Was for Foreign
                                  Services Subject to Withholding Taxes in
                                  Colombia.

                              In this case, at the time the obligation was
incurred, the pertinent withholdings should have been booked; and, therefore, at the time of payment of money abroad, they will be subject to withholding at the same applicable rate (in most cases, 10%).

                              (C) If the Initial Obligation Was for Colombian
                                  Services Subject to Withholding Taxes in
                                  Colombia.

                              In this case, the pertinent withholding on the
Principal amount owed should be the same as the withholding rate on the underlying obligation, and the withholding tax on the interest owed should be at the statutorily fixed rate of 7% per annum.

            3.    Registry Tax.

            The Reorganization Plan contemplates the capitalization of Avianca S.A with the income of new investments funds and capitalization of debt. The increase of the subscribed and paid-in capital generated in this capitalization gives rise to the departmental tax known as registry tax, which generates from filing of juridical acts before some entities, in this case, at the Chamber of Commerce, pursuant to article 226 of Law 223 of 1995. The tax is calculated at a rate of seven per thousand (0.07%) over the value filed in the capital stock account, as subscribed capital stock..

      D.    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE.

      THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN OF COLOMBIAN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASE UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, ALL HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE COLOMBIAN FEDERAL, PROVINCIAL AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE

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PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

X.    FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST.

      A.    FEASIBILITY OF THE PLAN.

      To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors. This requirement is imposed by section 1129(a)(11) of the Bankruptcy Code and is referred to as the "feasibility" requirement. The Proponents believe that they will be able to timely perform all obligations described in the Plan, and, therefore, that the Plan is feasible.

      To demonstrate the feasibility of the Plan, the Proponents have prepared financial Projections for Fiscal Years 2004 through 2011, as set forth in APPENDIX B attached to this Disclosure Statement. The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations and to fund their operations. Accordingly, the Proponents believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Proponents caution that no representations can be made as to the accuracy of the Projections or as to the Reorganized Debtors' ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties that will be outside the control of the Reorganized Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Reorganized Debtors' financial results. Therefore, the actual results may vary from the projected results and the variations may be material and adverse. See Section VI hereof - "Certain Risk Factors to Be Considered," for a discussion of certain risk factors that may affect financial feasibility of the Plan.

      THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH UNITED STATES OR COLOMBIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE PROPONENTS' INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE. THE PROJECTIONS ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH WILL BE BEYOND THE CONTROL OF THE REORGANIZED DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS BEING ANY REPRESENTATION OR WARRANTY BY THE PROPONENTS, BY THE REORGANIZED DEBTORS, OR BY ANY

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OTHER PERSON THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY
MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

      B.    ACCEPTANCE OF THE PLAN.

      As a condition to Confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Interests vote to accept the Plan, except under certain circumstances. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of claims in such class, but for this purpose counts only those who actually vote to accept or to reject the Plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a Class of Interests has accepted the Plan if Holders of such Interests holding at least two-thirds in amount actually voting have voted to accept the Plan. Holders of Claims or Interests who fail to vote are not counted as either accepting or rejecting the Plan.

      C.    BEST INTERESTS TEST.

      Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the "best interests" of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

      To calculate the probable distribution to members of each impaired class of holders of claims and interests if the debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's estate if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

      The amount of liquidation value available to unsecured creditors would be reduced by the costs of liquidation under Chapter 7 of the Bankruptcy Code, including the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, additional administrative claims and other wind-down expenses. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation also would prompt the rejection of a large number of Executory Contracts and thereby create a significantly higher number of unsecured claims.

      Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity

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security holders from the remaining available proceeds in liquidation. If such probable distributions have an aggregate value greater than the distributions to be received by such creditors and equity security holders under a debtor's plan, then such plan is not in the best interests of creditors and equity security holders.

      D. APPLICATION OF THE BEST INTERESTS TEST TO THE LIQUIDATION ANALYSIS AND THE VALUATION OF THE REORGANIZED DEBTORS.

      A liquidation analysis prepared with respect to Avianca is attached as APPENDIX A to this Disclosure Statement. The Proponents note, however, that any liquidation analysis is uncertain because of the various assumptions that must be made. For example, the liquidation analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. In preparing the liquidation analysis, the Proponents have projected an amount of Allowed Claims based upon a review of their scheduled Claims. Additions were made to the scheduled Claims to adjust for estimated Claims related to post-petition obligations, pension liabilities and other employee-related obligations, post-retirement obligations and certain lease damage Claims. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. In addition, as noted above, the valuation analysis of the Reorganized Debtors also contains numerous estimates and assumptions. For example, the value of the Plan Securities cannot be determined with precision due to the absence of a public market for the Plan Securities.

      Notwithstanding the difficulties in quantifying recoveries to Creditors with precision, the Proponents believe that, taking into account the liquidation analysis and the valuation analysis of the Reorganized Debtors, the Plan meets the "best interests" test of section 1129(a)(7) of the Bankruptcy Code. The Proponents also believe that the members of each impaired class will receive more under the Plan than they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Reorganized Debtors as going concerns rather than a forced liquidation will allow the realization of more value for assets of the consolidated Estate. Moreover, Creditors such as the employees of Avianca would retain their jobs and most likely make few if any other Claims against the combined Estate. Lastly, in the event of liquidation, the aggregate amount of Unsecured Claims will no doubt increase significantly, and such Claims will be subordinated to priority Claims that will be created. Also, a Chapter 7 liquidation would give rise to additional administrative Claims. For example, employees will file Claims for wages, pensions and other benefits, some of which will be entitled to priority. Landlords, aircraft lessors and mortgage holders will no doubt file large Claims for both unsecured and administrative amounts. The resulting increase in both general unsecured and priority Claims will no doubt decrease percentage recoveries to Unsecured Creditors of Avianca. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a Chapter 7 liquidation.

      The Debtors' conclusion that confirmation of the Plan will provide each Holder of a Claim or Interest in an Impaired Class with a recovery at least equal to the recovery that the Holder would

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

receive pursuant to a liquidation under chapter 7 of the Bankruptcy Code is based upon a comparison of Avianca's estimate of the value of the distributions to the Holders of Claims and Interests resulting from a liquidation, based upon the value set forth in the liquidation analysis attached as APPENDIX A to this Disclosure Statement (summarized in the following table), with Avianca's estimate of the value of the distributions to the Holders of Claims and Interests to be received pursuant to the Plan.

      The Debtors' estimates of the values of such distributions, together with the Debtors' estimates of the net present values of the percentages of each Claim to be satisfied, whether pursuant to a liquidation (under chapter 7, or pursuant to Colombian Law 222 of 1995, or both ) or pursuant to the Plan, are set forth in the Percentage Recovery Table set forth below. The estimates in such table are based upon the following assumptions: (i) the Chapter 11 Cases are converted to chapter 7 cases, with a parallel insolvency proceeding initiated under Colombian Law 222 (liquidation); (ii) The estates of Avianca S.A. and Avianca, Inc would be consolidated for purposes of liquidation; (iii) all U.S. and Colombian assets and properties of the Debtors would be liquidated;
(iv) Claims of all creditors, including all U.S. and all Colombian creditors, would be asserted both in the U.S. Chapter 7 proceeding and in the Colombian Law 222 proceeding; (v) the proceeds of the liquidation in the U.S. would be applied in accordance with the order of priorities of claims under Chapter 7; (vi) the proceeds of the liquidation in Colombia would be applied in accordance with the order of priorities of claims under Colombian law; (vii) the expenses of winding up the businesses of the Debtors and of the liquidation (post-Chapter 7 conversion) are first priority claims in the U.S., just ahead of the other administrative expenses of the Chapter 11 proceeding (including the DIP loan);
(viii) the expenses of winding up the businesses of the Debtors and of the liquidation (post-Chapter 7 conversion) are first priority claims in the Colombian proceeding, but the administrative claims and expenses of the Chapter 11 proceeding would be considered general unsecured claims in the Colombian proceeding (including the DIP loan) because they would be "prepetition" claims in Colombia; (ix) the order of priorities of claims under Colombian Law 222 are as follows after payment of post-Law 222 administrative expenses: first, claims for (a) pensions, (b) wages and labor, and (c) taxes; second, claims secured by personal property (however, it should be emphasized that collateral will be liquidated and used, first, to satisfy claims in the prior classes); third, claims secured by real property; fourth, general unsecured claims; and fifth, equity; and (x) although the matter is not free from doubt, the Debtors believe that CAXDAC Claims would be entitled to priority as a tax claim rather than as a pension claim, although CAXDAC would be expected to argue that it is entitled to treatment as a pension claim. Included in the footnote to the Percentage Recovery Table is an estimate of the percentage recovery including payment of the Contingent Principal Amounts under the Contingent Payment Rights assuming that the Company meets its forecasted proforma projections set forth in APPENDIX B hereto (which do not include any estimate of the Incremental Compliance Costs). No assurance can be given that the Company will meet such projections or that any Contingent Principal Amounts will be paid

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PERCENTAGE OF RECOVERY TABLE FOR DISCLOSURE
In USD Millions

                                                Estimated
                                                  Claim     Estimated Liquidation     Estimated Liquidation  Estimated Plan Recovery
                                                 Amount    Recovery Under Chapter 7  Recovery under Law 222
                                                ---------  ------------------------  ----------------------  -----------------------
                                                           Amount      Percentage    Amount      Percentage  Amount     Percentage
                                                           ------      ----------    ------      ----------  ------     ----------
Class 1 and Unclassified
 Wind-down expenses                              $ 16.3    $ 6.7         40.8%       $  9.6        59.2%        N/A          N/A
 Super priority and other administrative claims   225.6     34.4         15.3%          9.3         4.1%     $225.6       100.0%

Class 2 (CAXDAC Claims)                           116.8      0.0          0.0%          0.0         0.0%      116.8       100.0%

Class 3 (General Pension Claims)                   21.4      0.0          0.0%         21.4       100.0%       21.4       100.0%

Class 4 (Aerocivil Claims)                          3.8      0.0          0.0%          0.0         0.0%        3.8       100.0%

Class 5 (Master Trust Note Claims)                                     Intentionally Omitted

Class 6 (Other Secured Claims)                    100.3      0.0          0.0%        100.3       100.0%      100.3       100.0%

Class 7 (Non-Colombian-Held General Unsecured
Claims)  (a)                                      102.5      0.0          0.0%          0.0         0.0%       36.7        35.7%

Class 8 (Colombian-Held General Unsecured
Claims)  (a)                                       25.7      0.0          0.0%          0.0         0.0%        9.2        35.7%

Class 9 (Convenience Class Claims)                  2.6      0.0          0.0%          0.0         0.0%        2.6       100.0%

Class 10 (Intercompany Claims)                     22.8      0.0          0.0%          0.0         0.0%       22.8       100.0%

Class 11 (Preferred Stock Interests)                N/A      0.0           N/A          0.0          N/A                     N/A

Class 12 (Ordinary Stock Interests)                 N/A      0.0           N/A          0.0          N/A                     N/A

Class 13 (Avianca, Inc. Stock Interests)            N/A      0.0           N/A          0.0          N/A                     N/A

Note: (a) The percentage of recovery for Class 7 and Class 8 is calculated using a 10.0% discount rate to discount the value of the future payments to the Creditors provided for by the Initial Fixed Payment, Dollar Notes, and Class 8 Trust Certificates as defined in the Plan. The percentage of recovery for Class 7 and Class 8 does not include an estimate of (i) the value of the Contingent Payment Rights, (ii) the Excess Cash Payment or (iii) any Incremental Compliance Costs. The recovery for Class 7 and Class 8 would be 43.8% if the estimated value of the Contingent Payment Rights using the Financial Projections set forth in Appendix B (which do not include an estimate of Incremental Compliance Costs) were included. The company does not currently anticipate that the Excess Cash Payment, if any, will be material.

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

The Proponents believe that the Plan affords Holders of Claims the potential for the greatest realization on the assets of the consolidated Estate and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Case; (b) an alternative plan or plans of reorganization; or (c) liquidation of Avianca under Chapter 7 or Chapter 11 of the Bankruptcy Code.

      A.    CONTINUATION OF THE BANKRUPTCY CASE.

      If Avianca S.A. and Avianca, Inc. remain in Chapter 11, they could continue to operate their businesses and manage their properties as debtors in possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether they could survive as going concerns in a protracted Chapter 11 Case. They could have difficulty sustaining the high costs and the erosion of market confidence that might result if they remain Chapter 11 debtors in possession. In addition, certain material financing arrangements, such as the DIP Financing Facility expires by its terms on January 31, 2005, or earlier under certain conditions.

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

      B.    ALTERNATIVE PLANS OF REORGANIZATION.

      If the Plan is not confirmed, the Proponents, or, after the expiration of the Proponents' exclusive period in which to propose and solicit a reorganization plan, any other party in interest in the Chapter 11 Case could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the businesses of Avianca S.A. and Avianca, Inc, or an orderly liquidation of their assets, or a combination of both.

      There are a number of risk factors associated with any standalone plan of reorganization for the Debtors (hereinafter a "Standalone Plan") in addition to those discussed in Section VI above - "Certain Risk Factors To Be Considered." These additional risk factors for any Standalone Plan include the following:

            1. Increased Risk of Law 550 Proceedings or Law 222 Proceedings in Colombia.

            Devising, negotiating, and implementing any Standalone Plan would take considerably more time. And with the passage of time, the risks increase that the Debtors' creditors will initiate in Colombia either reorganization proceedings under Colombian Law 550 or liquidation proceedings under Colombian Law 222.

            2.    Increased Risk of Inability to React to Actions of
                  Competitors.

            The Debtors believe that there will be a significant increase in competition in the coming months. See Section VI.H above - "Certain Risk Factors To Be Considered - Airline Industry Competition." The Debtors' ability to effectively compete against new and existing competition is significantly driven by, among other criteria, financial stability. A Standalone Plan will significantly hamper the Debtors' ability to react to in this competitive environment.

            3.    Restricted Capital Expenditure.

            The Debtors' Joint Plan of Reorganization will substantially increase the Debtors' ability to make capital expenditures. In the absence of the Investments by the Equity Sponsors, the Debtors' ability to make investments that capitalize on market opportunities, cost reduction opportunities, and general improvements to product quality will be severely limited.

            4.    Significant Cash Impact.

            There are significant cash impacts to devising, negotiating, and implementing any Standalone Plan, including the following: (i) there will continue to be significant costs and expenses of advisors and professionals for the Debtors, as well as for the Official Committee of Unsecured Creditors; (ii) upon emergence from bankruptcy, the Debtors will be entitled to the return of significant deposits, which would be delayed by any proposed Standalone Plan; and (iii) without the new Investments by the Equity Sponsors, the Debtors' ability to negotiate for, and receive, improved terms on certain financing will be difficult, including both credit lines and payment terms with vendors.

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

            5.    Increased Risk of Labor Disputes.

            Although neither of the Debtors has experienced any major disruptions or disputes with its workforce in the recent past, the longer it takes the Debtors to emerge from bankruptcy, the risk increases that such disputes, including disputes with any certified collective bargaining representatives of the Reorganized Debtors' employees, will arise in the future.

            6.    Employees May Seek Other Opportunities.

            In the absence of the new Investments by the Equity Sponsors and in the case of a Standalone Plan, the likelihood is greater that the Debtors' employees may seek job opportunities with companies that are more financially stable.

      C.    LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11.

      If no plan is confirmed, the Proponents' Chapter 11 Case could be converted to a case under Chapter 7 of the Bankruptcy Code. In a Chapter 7 case, a trustee or trustees would be appointed to liquidate their assets. It is impossible to predict precisely how the proceeds of the liquidation, if any, would be distributed to the respective Holders of Claims or Interests .

      However, the Proponents believe that Creditors would lose the substantially higher going concern value in a forced liquidation. In addition, the Proponents believe that in liquidation under Chapter 7, before Creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of their combined Estate. The assets available for distribution to Creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, that would arise by reason of the liquidation and from the rejection of leases and other Executory Contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the assets of their combined Estate.

      Avianca S.A. and Avianca, Inc. could also be liquidated pursuant to a Chapter 11 plan. In a liquidation under Chapter 11, the assets of their combined Estate could be sold in an orderly fashion that might be conducted over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than a Chapter 7 liquidation, but the potential delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the Holders of Claims or Interests under a Chapter 11 liquidation plan potentially may be delayed substantially.

      The Proponents' liquidation analysis, prepared with its accountants and financial advisors, is premised upon a hypothetical liquidation in a Chapter 7 case and is attached as APPENDIX A to this Disclosure Statement. In this analysis, the Proponents have taken into account the nature, status and underlying value of their assets, the ultimate realizable value of their assets and the extent to which such assets are subject to liens and security interests.

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

      The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a Chapter 7 liquidation of the assets of Avianca S.A. and Avianca, Inc. would produce less value for distribution to Creditors than the amount recoverable under the Plan. The Proponents believe that the recoveries that could reasonably be expected to be available in a Chapter 7 liquidation are not likely to afford Holders of Claims or Interests as great a realization potential as does the Plan.

      D.    LIQUIDATION IN BANKRUPTCY PROCEEDINGS UNDER COLOMBIAN LAW.

      Law 222 sets forth the basic regulation for liquidation in bankruptcy procedures. According to the act any corporation or business venture that is unable to satisfy its debts as they become due is bound to file for bankruptcy before the Superintendence of Corporations. In a straight bankruptcy, the Superintendence appoints a liquidator to sell the company's properties and pay credits according to legal priorities.

      With the exception of intervention proceedings of financial institutions, the Superintendence of Companies is in charge of all liquidation in bankruptcy procedures in the events of insolvency of any legal person (corporations, foundations associations, etc.). These procedures may be initiated both at the request of the debtor or "ex officio" by the governmental agency when all the legal conditions are met. The Superintendence has broad administrative and even judicial powers to administer and control the procedure.

      All creditors (secured or not) will have to file a claim to be admitted to the bankruptcy proceedings. Accordingly, all third parties must present a proof of claim by means of a statement describing the nature of the obligation, the amount due and whether the claim is fully or partially secured. As a general rule, no payment will be made to creditors who did not file in the appropriate time. Creditors domiciled in a foreign country will have a longer term of 30 business days to be counted from the summons date to file their claims. All claims will have to be collected within the bankruptcy proceedings. Thus, no legal action may be initiated outside the bankruptcy forum. The situation of creditors in the context of a regular liquidation in a Colombian bankruptcy will be governed by the following principles:

            1.    Credit Priorities.

            The priorities for distribution are set forth both in the Colombian Civil Code (articles 2488 - 2511) and Law 222 of 1995. Pursuant to those rules, the liquidator must pay all administrative fees and expenses caused during the proceeding in advance to any distributions to other creditors. The remaining assets must be distributed pursuant to the following basic order:

                  (i) First priority: all pension liabilities, all employment related credits and tax claims;

                  (ii) Second priority: claims secured with pledge on the company's movables;

                  (iii) Third priority: claims secured with mortgage (on the company's real estate);

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

                  (iv)  Fourth priority: Not applicable to corporations;

                  (v)   Unsecured creditors without any legal priority.

            2.    Equity Distributions

            If there are any assets remaining after the payment of all classes of creditors, such assets must be distributed to the preferred shareholders and ordinary shareholders in that order.

            3.    Set Off Prohibition.

            A bankruptcy estate for the benefit of all creditors will be formed by the liquidator. Therefore, it is the liquidator's duty to collect all account receivables. As a general rule there will be no set off rights for any creditors.

            4.    Treatment of Collateral.

            If there are creditors in possession of any collateral on the insolvent entity's assets (i.e. pledges or mortgages) the concerned secured properties will be retained in the creditors' possession unless the Superintendent of Corporations imposes a turnover obligation on those creditors. In the latter occurrence, the assets will be integrated to the bankruptcy estate and, if necessary, sold for the benefit of all creditors pursuant to legal priorities.

            5.    Potential Claim of Secondary Liability against Corporate
                  Parent.

            In a proceeding under Colombian Law 222 of 1995, a controlling stockholder of its insolvent Colombian subsidiary may be held liable for the indebtedness of the subsidiary, if it can be established (a) that the subsidiary's insolvency has been be caused by the controlling stockholder, (b) that there has been actual wrongdoing or negligence on behalf of the controlling corporation which has resulted in the subsidiary's insolvency, and (c) the controlling activity which caused the subsidiary's insolvency was undertaken for the benefit of the parent company or for the benefit of another subsidiary and against the interests of the insolvent enterprise. (Article 148 of Colombian Law 222 of 1995). Any liability imposed by reason of the foregoing is not direct, but rather is secondary, and, accordingly, in the context of a liquidation procedure, the controlling shareholder liability will be imposed only if there has been an actual default by the subsidiary and failure of the subsidiary to pay. Consequently, an insufficiency of assets must be fully established prior to any legal action against the controlling shareholder. The criteria to define the relationship of subordination between parent companies and their subsidiaries are set forth in Article 261 of the Commercial Code as amended by Law 222 of 1995 (Article 27).

            Although Article 148 of the aforesaid Colombian Law 222 sets forth a presumption that a controlled corporation has become insolvent owing to the controlling activities of its parent company, the parent may overcome the legal presumption by bringing forward evidence demonstrating that, notwithstanding the control, there was a different reason for the subsidiary's insolvency. Avianca's direct and indirect controlling stockholders have advised the Company that, if their activities in respect of the control of Avianca S.A. were to be challenged, they would vigorously defend against any claim

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

of secondary liability asserted pursuant to the foregoing authority. The Company can give no assurance with respect to the outcome of any such claim.

XII.  VOTING REQUIREMENTS.

      A.    GENERALLY.

      On September 28, 2004, the Bankruptcy Court entered an order (the "Solicitation Procedures Order"), among other things, approving this Disclosure Statement, setting voting procedures, and scheduling the Confirmation Hearing for the Plan. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. The Confirmation Hearing Notice sets forth in detail, among other things, the voting deadlines and objection deadlines with respect to the Plan. The Confirmation Hearing Notice and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

      If you have any questions about (i) the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received, (ii) the amount of your Claim or your Interest holdings, or (iii) if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact either the U.S. Balloting Agent or the Colombian Balloting Agent as follows:

            U.S. BALLOTING AGENT:
            Smith Gambrell & Russell, LLP
            Suite 3100
            1230 Peachtree Street, NE
            Atlanta, GA. 30309-3592
            Attention: Ginny Smithson
            (Phone: +404-815-3506)

            COLOMBIAN BALLOTING AGENT:
            Aerovias Nacionales de Colombias S.A. Avianca
            Avenida Calle 26 No.92-30
            Bogota O.C., Colombia
            Attention: Angela Maria Clavijo
            (Phone: +57-1-457-8662, Ext.2412 / 2727)

      The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Proponents concerning the Plan have been adequate and have included information concerning all payments made or promised by the Proponents in connection with the Plan and the Chapter 11 Case. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law, and under Federal Rule of Bankruptcy Procedure 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

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

      In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more such Classes, (b) the Plan is "feasible," which means that there is a reasonable probability that the Reorganized Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization or liquidation, and (c) the Plan is in the "best interests" of all Holders of Claims or Interests, which means that such Holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all the Classes of impaired Claims accept the Plan by the requisite votes, the Bankruptcy Court must still make an independent finding that the Plan satisfies these requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the Holders of Claims or Interests.

      UNLESS YOUR BALLOT IS TIMELY SUBMITTED TO THE U.S. BALLOTING AGENT ON OR BEFORE NOVEMBER 4, 2004, AT 5:00 P.M. (PREVAILING EASTERN TIME) OR TO THE COLOMBIAN BALLOTING AGENT ON OR BEFORE NOVEMBER 4, 2004, AT 5:00 P.M. (PREVAILING BOGOTA TIME), THE PROPONENTS MAY, IN THEIR SOLE AND ABSOLUTE DISCRETION, REJECT SUCH BALLOT AS INVALID AND, THEREFORE, DECLINE TO COUNT IT AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT BE DELIVERED TO THE COURT, THE PROPONENTS OR ANY OF THEIR ADVISORS, OR THE COMMITTEE OR ANY OF THEIR ADVISORS. SEE SECTION II.D HEREOF - "GENERAL VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE."

      B.    PARTIES IN INTEREST ENTITLED TO VOTE.

      Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (a) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

      In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) no party in interest has objected to such claim or interest and (2) the claim or interest is impaired by the plan. If the holder of an impaired claim or impaired interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

      The Holder of a Claim or Interest that is "impaired" under the Plan is entitled to vote to accept or reject the Plan if (1) the Plan provides a distribution in respect of such Claim or Interest and (2) (a) the Claim or Interest has been scheduled by Debtor (and such Claim is not scheduled as disputed, contingent or unliquidated), (b) such Holder has timely filed a proof of Claim as to which no objection has been filed, or (c) such Holder has timely filed a motion pursuant to Federal Rule of Bankruptcy Procedure 3018(a) seeking temporary allowance of such Claim for voting purposes

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

only and either (i) the Debtor has not opposed the Motion and objected to the Claim or (ii) the Motion has been approved by the Court, in which case the Holder's vote will be counted only as approved by the Court.

      A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation Procedures Order sets forth assumptions and procedures for tabulating Ballots, including Ballots that are not completed fully or correctly.

      C.    ACCEPTANCE OR REJECTION OF THE PLAN.

            1.    Classes Entitled To Vote.

            Each Holder of an Allowed Claim in a Class of Claims against Avianca which may be impaired under the Plan, including any Holder of a Class 7 Claim, Class 8 Claim, or Class 10 Claim will be entitled to vote separately to accept or reject the Plan, except that Holders of Interests in Classes 11 and 12, who will not receive or retain any property under the Plan on account of such Interests, will not be entitled to vote separately to accept or reject the Plan, as such Classes are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Each Holder of a Claim or Interest in a Class of Claims or Interests which is unimpaired under the Plan, including Class 1, Class 2, Class 3, Class 4, Class 6, Class 9, and Class 13 are deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. As discussed in
Section V.C.4.(a)(ii) above, CAXDAC contends that, notwithstanding the Proponents' designation of Class 2 as Unimpaired under the Plan, Class 2 should be considered Impaired under the Plan. If the Bankruptcy Court, after notice and a hearing, determines that Class 2 is Impaired, then Class 2 shall be deemed not to have accepted the Plan, unless the Holder of the Class 2 Claims votes to accept the Plan. See Section V.C.4.(a)(ii) above--SUMMARY OF THE REORGANIZATION PLAN, Classification and Treatment of Claims and Interests, Treatment of Classified Claims and Interests, Unimpaired Classes of Claims and Interests, Class 2 (CAXDAC Claims).

            2.    Acceptance Requirement.

            Acceptance of the Plan by an impaired Class of Claims occurs when:
(i) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Rejection of the Plan by an impaired Class of Claims occurs when the Plan fails to garner the affirmative vote of the Holders under either or both of the foregoing requirements.

            3.    Cramdown.

            In the event that any impaired Class or Classes of Claims or Interests does not accept the Plan, Avianca reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan pursuant to the provisions of
Section 13.8 of the Plan to provide treatment sufficient to assure that the Plan does not

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

discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

            Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it has not been accepted by all impaired classes, as long as at least one impaired class of Claims has accepted it. The Court may confirm a plan at the request of the debtor, notwithstanding the plan's rejection (or deemed rejection) by impaired classes, as long as such plan meets the "cram down" provisions of Section 1129(b) of the Bankruptcy Code and the Court finds that such plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

            In the event that any impaired Class rejects the Plan, the Proponents reserve the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan pursuant to the provisions of Section 13.7 of the Plan to provide treatment sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

            The courts have held generally that a plan "does not discriminate unfairly" if, upon consideration of all the facts and circumstances, the treatment of a dissenting class is substantially equal to the treatment of other similar classes, if any, and no class senior in distribution to the dissenting class receives a distribution in an amount which is in excess of the allowed claims or interest in such class. See e.g., In re John-Manville Corp., 68 B.R. 618 (Bankr. S.D.N.Y. 1986), , aff'd in part, reversed in part, 78 B.R. 407 (S.D.N.Y.1987), aff'd sub nom., Kane v. Johns-Manville Corp., 843 F.2d 636 (2d Cir.1988); In re Pine Lake VIII Apartment Co., 19 B.R. 819 (Bankr. S.D.N.Y.
1982). The Johns-Manville and Pine Lake decisions result from an interpretation of the legislative history of section 1129(b) wherein it is stated that "there is no unfair discrimination as long as the total consideration given all other classes of equal rank does not exceed the amount that would result from an exact aliquot distribution." H.R. Rep. No. 95-195, at 416 (1977), reprinted in 1978 U.S.C.C.A.N. 6372.

            Subsequent to such decisions, several courts addressing whether a plan that treated classes of equal legal status differently violated the Bankruptcy Code's prohibition against "unfair discrimination" determined that such treatment did not. Discrimination between classes has been found not to be unfair when: (i) there is a reasonable basis for discrimination; (ii) the discrimination is necessary to the reorganization; (iii) the discrimination is proposed in good faith; (iv) the degree of discrimination is proportional to its rationale, and (v) no class senior in distribution to the dissenting class receives a distribution in an amount that is in excess of the allowed claims or interests in such class. See In re Creekstone Apartments Assoc., L.P. v. Resolution Trust Co., 168 B.R. 639 (Bankr. M.D. Tenn. 1994); In re Kliegl Bros. Universal Elec. Stage Lighting Co., 149 B.R. 306 (Bankr. E.D.N.Y. 1992). In Creekstone Apartments, the debtor's plan proposed a ten percent distribution on Resolution Trust Corporation's ("RTC") deficiency claim and a one-hundred percent distribution on all other general unsecured claims. In re Creek stone Apartments Assoc.,

L.P. v. Resolution Trust Co., 168 B.R. at 644. The court determined that the discrimination between classes of claimants was not unfair because the favorable treatment of general unsecured claims was necessary to maintain the debtor's ability to obtain trade credit from vendors and the discrimination was not meant to favor Insiders. Id. Similarly, in Kliegl Bros., the court found that a seventy-five percent distribution on union member wage claims versus fifteen percent on other unsecured claims was justified. In re Kliegl Bros. Universal Elec. Stage Lighting Co., 149 B.R. at 309. The court found that the mere suggestion that the union might strike and the debtor's critical need to continue to utilize the services of the union's members were enough justification for the larger distribution on the union's claims, even though the court recognized that "there [had] been no testimony to support such a finding." Id.

            In re Chateaugay Corp., 155 B.R. 625 (Bankr. S.D.N.Y. 1993), aff'd 177 B.R. 176 (S.D.N.Y. 1995), aff'd, In re Chateaugay Corp., 89 F.3d 942 (2d
Cir. 1996), the debtor proposed to segregate and pay in full its unpaid worker's compensation claims, while Aetna, a creditor of equal legal status, would receive common stock after confirmation for its surety-reimbursement claims, which would not constitute payment in full. At confirmation, the debtor presented evidence that its employees perceived these benefits to be state law "entitlements," and that these benefits might be the only wage replacement that such employees would receive. 89 F.3d at 419. The debtor asserted that were it unable to satisfy workers' compensation obligations, the unions representing the employees would react so negatively as to jeopardize peaceful labor relations and thereby cast into doubt LTV's ability to secure sales contracts from customers. Id. Further, while the statement is dicta because the issue of unfair discrimination was not before the court, the court also concluded that the plan could have been confirmed over the objection of dissenting classes because:
"Debtors have put forth a valid rationale for the disparate treatment of the individual workers' claims that does not apply to Aetna's claims and it is unlikely that Aetna can prove that the disparate treatment afforded the individual workers discriminates unfairly against Aetna." Chateaugay Corp., 155 B.R. at 635, n. 11.

            While Class 2, Class 7 and Class 8 are each composed of claims that are classified as general unsecured claims under the Bankruptcy Code, the three classes do not receive identical treatment under the Plan. The Class 2 claims, which constitute the CAXDAC Claims, are treated differently because the CAXDAC Claims are decreed by the Colombian government and because failure to satisfy in full the CAXDAC Claims may result in a Colombian government decision to restrict the Debtor's ability to operate as an airline carrier in Colombia, will jeopardize peaceful labor relations with its most critical union, the pilots, and cast considerable doubt on the Proponents' ability to continue to utilize the services of its pilots, whose pensions constitute the CAXDAC Claims.

            CAXDAC has advised the Debtor that CAXDAC believes that the Plan impermissibly classifies the CAXDAC Claims in Class 2, while Claims consisting of "land pension claims" are placed in Class 3 (General Pension Claims) or Class 6 (Other Secured Claims) and treats the Claims in Classes 3 and 6 more favorably than the CAXDAC Claims. CAXDAC has further advised the Debtor that it believes that such separate classification and treatment violates several provisions of the Bankruptcy Code as well as several provisions of Colombian law. Avianca believes not only that the classification of CAXDAC Claims in a class separate and distinct from the Claims in Classes 3 and 6 is appropriate, but also that different treatment of the Claims in

Classes 2, 3 and 6 is appropriate and mandated under the Bankruptcy Code and is in complete compliance with Colombian law.

            As a preliminary matter, Avianca believes, as set forth above, that Class 2 (CAXDAC Claims) is Unimpaired, see Section V.C.4.(a)(ii)--SUMMARY OF THE REORGANIZATION PLAN, Classification of Claims and Interests, Treatment of Classified Claims and Interests, Unimpaired Classes of Claims and Interests, Class 2 Claims (CAXDAC Claims), and, therefore, is conclusively presumed to have accepted the Plan. See 11 U.S.C. Section 1126(f). If Avianca's position that Class 2 (CAXDAC Claims) is sustained, then the Plan may be confirmed notwithstanding a finding of discrimination between Class 2 and Classes 3 and 6. See 11 U.S.C. Section 1129(b).

            Nevertheless, if CAXDAC were to prevail in its contention that Class 2 (CAXDAC Claims) is Impaired, then Avianca believes that the discrimination between the treatment of the Claims in Class 2 and the treatment of the Claims in Classes 3 and 6 would be determined by the Bankruptcy Court not to be "unfair discrimination" under section 1129(b) of the Bankruptcy Code and that the Plan would still be confirmed. First, Avianca believes that the treatment of the CAXDAC Claims, and the rights of CAXDAC and the obligations of Avianca with respect thereto, have been mandated by Colombian law, and that the laws and regulations that govern the CAXDAC Claims are separate and distinct from those that govern the "land pension claims." Although CAXDAC has advised Avianca that it believes that Article 10 of the Labor Code prohibits discrimination between the treatment of the CAXDAC Claims and the treatment of the "land pension claims," Avianca contends that Article 10 of the Labor Code discriminates only among individuals who are in equal positions, not between pensioners such as CAXDAC pensioners, who are creditors of CAXDAC, and land pensioners, who are creditors of Avianca. Likewise, while CAXDAC has advised Avianca that it believes that Article 53 of the Colombian Constitution prohibits discrimination between the CAXDAC Claims and the "land pension claims," Avianca believes that
Article 53 guaranties only equal opportunities for workers and not identical treatment for workers who are not otherwise similarly situated. As the pensioners who are beneficiaries of the "land pensions" are creditors of Avianca, and the pensioners who are beneficiaries of the fund administered by CAXDAC are creditors of CAXDAC, Avianca believes that the two types of pensioners are not similarly situated.

            A bankruptcy court may find that the plan is "fair and equitable" with respect to a class of secured claims only if the plan provides (a) that each secured creditor in the class retains under the plan its liens on the property securing its claim and receives deferred cash payments totaling at least the allowed amount of its secured claim, of a value, as of the effective date of the plan, of at least the value of such secured creditor's interest in the estate's interest in such property, (b) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and for the treatment of the liens on such proceeds as described in (a) above or (c) below, or (c) for the realization by the secured creditor of the indubitable equivalent of its secured claim.

            A bankruptcy court may find that a plan is "fair and equitable" with respect to a nonaccepting impaired class of unsecured claims only if (a) each impaired unsecured creditor in such class receives or retains under the plan property of a value, as of the effective date of such plan, equal to the allowed amount of its claims, or (b) no holder of any claim or interest which is junior to the claims of such nonaccepting impaired class of claims receives or retains any property under the plan on account of its claim or interest.

            A bankruptcy court may find that a plan is "fair and equitable" with respect to a class of interests if (a) the plan provides that each holder of an interest of such class receives or retains on account of such interest property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, or (ii) any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) no holder of any interest that is junior to the interests of such nonacceptng impaired class of interests receives or retains any property under the plan on account of its interest.

            The Coffee Federation, a holder of Class 11 Claims, shall, indirectly through the SPVs, become the beneficial owner of an issuance of Ordinary Stock under the provisions of the Plan, while members of Class 7 and Class 8, each a class of higher legal status, will neither receive nor retain under the Plan property of a value, as of the Effective Date of the Plan, equal to the allowed amount of such Claims. Because the Coffee Federation will receive the indirect benefits of such issuance because of its release and cancellation of its Claims against the Debtors and its $18.5 Million contribution to the Reorganized Debtors through the capitalization of the DIP Financing Facility, no holder of any claim or interest which is junior to the claims of such nonaccepting impaired class of claims receives or retains any property under the Plan on account of its claim or interest.

            The Proponents are aware of a decision by the Supreme Court in Bank of America Nat'l Trust and Sav. Assoc. v. 203 North LaSalle Street P'Ship, 526 U.S. 434, 119 S.Ct. 1411, 143 L.Ed.2d 607 (1999), wherein the court determined that a debtor's pre-bankruptcy equity-holders could not, over the objection of a senior class of impaired creditors, contribute new capital to receive ownership interests in the new entity if such opportunity is given exclusively to the old equity-holders without consideration of alternatives or market valuation. Id. at 437, 119 S.Ct. at 1414. The Proponents believe that the Plan is "fair and equitable" because the Debtors offered and held discussions with numerous potential investors, within and without the United States and Colombia. Some of the discussions resulted in offer sheets being distributed to the Debtors and the commencement of due diligence. The Proponents therefore believe that the Plan satisfies the "fair and equitable" test because such opportunity was not given exclusively to the old equity-holders without consideration of alternatives or exposure to market valuation.

            In the event one or more Classes of Claims or Interests reject(s) the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether or not the Plan is fair and equitable and whether or not the Plan discriminates unfairly against any rejecting impaired Class of Claims or Interests.

XII.  CONCLUSION.

      A.    HEARING ON AND OBJECTIONS TO CONFIRMATION.

            1.    Confirmation Hearing.

            The Confirmation Hearing for the Plan has been scheduled for November 16, 2004, at 10:00 a.m. (prevailing Eastern time). Such hearing may be adjourned from time to time by announcing such adjournment in open court, all without further notice to parties in interest, and the Plan may be modified by Avianca pursuant to section 1127 of the Bankruptcy Code prior to, during or as a result of such hearing, without further notice to parties in interest.

            2.    Date Set for Filing Objections to Confirmation of the Plan.

            The time by which all objections to Confirmation of the Plan must be filed with the Court and received by the parties listed in the Confirmation Hearing Notice has been set for November 4, 2004, at 5:00 p.m. (prevailing Eastern time). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

      B.    RECOMMENDATION.

      The Plan provides for an equitable and early distribution to Creditors, preserves the value of the Proponents' businesses as going concerns, and preserves the jobs of the Proponents' employees. The Proponents believe that any alternative to Confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation and costs, as well as the loss of jobs by the Proponents' employees. Moreover, the Proponents believe that Creditors will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS, THE PROPONENTS URGE YOU TO RETURN TIMELY RETURN YOUR BALLOT VOTING TO ACCEPT THE PLAN.

Dated September 22, 2004.

                                         AEROVIAS NACIONALES DE COLOMBIA S.A.
                                         AVIANCA

                                         AVIANCA, INC.
                                         Debtors and Debtors in Possession

                                         By:       /s/Juan Emilio Posada
                                            ------------------------------------
                                             Juan Emilio Posada, President
                                             Avianca S.A.

                                         By:       /s/Juan Arbelaez
                                            ------------------------------------
                                            Juan Arbelaez, General Manager
                                            Avianca, Inc.

SIGN
HERE

||
Avianca S.A. and Avianca Inc.

                                   APPENDIX A

    ASSUMPTIONS AND FOOTNOTES TO ACCOMPANY HYPOTHETICAL LIQUIDATION ANALYSIS

Avianca and its financial advisors have prepared this Hypothetical Liquidation Analysis (the "Liquidation Analysis" or the "Analysis") in connection with the Disclosure Statement. The Liquidation Analysis indicates the values, which may be obtained by classes of Claims upon disposition of assets, pursuant to a Chapter 7 liquidation and a simultaneous Colombian Law 222 of 1995 liquidation, as an alternative to continued operation of the business under the Plan. Accordingly, collateral values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions discussed below. All capitalized terms not underlined in this exhibit have the same meanings ascribed to them in the Disclosure Statement to which this exhibit is attached.

The Liquidation Analysis has been prepared assuming that the Debtors' current Chapter 11 cases convert to Chapter 7 proceedings on September 30, 2004 (the "Liquidation Date") and its assets are liquidated. The Liquidation Analysis has also been prepared assuming that the Debtor's current Chapter 11 cases are simultaneously converted into a Chapter 7 case and a Colombian Law 222 of 1995 liquidation. The Liquidation Analysis is based on the audited book values as of April 30, 2004 for Avianca SA and the unaudited book values as of April 30, 2004 for Avianca, Inc., unless otherwise stated, and these book values are assumed to be representative of the Debtors' assets and liabilities as of the Liquidation Date. This analysis has been adjusted to reflect certain material changes that have or are anticipated to occur after April 30, 2004, which are described in detail below. In accordance with the Plan, the Analysis presents separately the assets and claims of each Debtor. The Analysis excludes the non-debtor entity, Sociedad Aeronautica de Medellin, S. A, that may also default and therefore liquidate in case of a liquidation of Avianca S.A.

The Analysis represents an estimate of liquidation values and recovery percentages based upon hypothetical liquidations whereby a trustee would be appointed by the Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and its management.

ACCORDINGLY, NEITHER THE DEBTORS NOR ITS ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ASSUMPTIONS REPRESENTED HEREIN. ACTUAL RESULTS COULD VARY MATERIALLY.

In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims based on a review of its scheduled claims. Additions were made to the scheduled claims to adjust for estimated claims related to post-petition obligations, and certain lease damage claims. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The actual amount of Allowed Claims may be materially different than the amount of claims estimated in the Analysis.

All operations of the Debtors are assumed to cease immediately upon liquidation. All Debtors would liquidate simultaneously and assets would be disposed primarily through sale, liquidation and/or termination, as appropriate. The Analysis does not contemplate the sale of any business as a going concern. The liquidation is assumed to occur over an 18 month period (the "Wind-down Period") to maximize recovery on all assets.

The foreign operations outside of Colombia and the United States of the Debtors represent an immaterial portion of the Debtors' business. Therefore a detailed analysis of the recovery of assets and distribution has not been performed for each foreign jurisdiction.

The Liquidation Analysis does not include recoveries resulting from any potential preference claims, fraudulent conveyance litigation, or other avoidance actions.

THE FOLLOWING NOTES DESCRIBE THE SIGNIFICANT ASSUMPTIONS REFLECTED IN THE LIQUIDATION ANALYSIS FOR THE DEBTORS.

ASSET RECOVERY

1. Cash, Cash Equivalents and Short-Term Investments include cash in the Debtors' domestic and foreign bank accounts, cash equivalents, and investments that mature within 3 months. The estimated recovery for this category of assets is 100%. This is an estimate of cash at September 30, 2004 and it is assumed that the entire $18.5 million of the DIP Facility remains outstanding up to September 30, 2004. The Chapter 7 analysis assumes that all cash in the United States at time of case conversion would be kept in the United States and used to offset creditors in the Chapter 7 liquidation. The Law 222 of 1995 liquidation assumes that all cash in Colombia and other foreign bank accounts would be collected as part of the Law 222 liquidation and used to pay creditors in that liquidation.

2. Restricted Cash includes restricted use cash equivalents. In the Law 222 analysis, the primary component is cash collateral held in fiduciary trust payment mechanisms, which has been considered 100% collectible. The Chapter 7 analysis also includes the $12.0M of cash collateral held by International Air Transport Association ("IATA"), which was transferred by Avianca SA and Avianca Inc. to IATA from June 2003 to December 2003 as a guarantee for sold, but unflown tickets written by travel agencies with an affiliation to IATA. It is assumed that the cash held by IATA would not be collectible in a liquidation scenario.

3. Net Accounts Receivable includes amounts owed to the Debtors by various parties, categorized into two groups, airline ticket related and third party/other. Ticket related receivables include primarily receivables from domestic and international travel agencies, and receivables from IATA. In the Chapter 7 Liquidation Analysis, a majority of the accounts receivable is assumed to offset unused ticket claims by customers and is therefore netted against the unflown ticket liability. In the Colombian Law 222 of 1995 Liquidation Analysis, a majority of the Colombian accounts receivable is assumed collectible, while the international portion is netted against the unused ticket liability. Other Receivables include receivables for services provided to other airlines, outsourced maintenance and ground handling services; travel agency charge-backs; cargo; claims against insurance companies; and unbilled receivables. Recovery values for these two types of receivables vary and were determined based on age and quality of the receivables, as well as an assessment of recovery.

4. Net ACES Receivable consist primarily of interline (related to air travel) amounts due from ACES. The probability of collection of this receivable is assumed to be zero.

5. Inventories primarily include aircraft and engine expendable and repairable parts, miscellaneous materials, miscellaneous supplies and miscellaneous hardware. This inventory does include a number of parts for aircraft fleet types that are no longer flown by Avianca. Thus, it is assumed that aircraft spare parts will have a relatively low recoverability based on the current demand for these materials in the market, the aircraft fleet type, and the cost of replacement. Estimated recovery for inventory-related items at a liquidating auction is between 5% and 15% of net book value based upon the relevant airline experience of the Debtors' and its advisors.

6. Prepaid Expenses and Other Current Assets include items such as fuel, insurance premiums, rent, taxes, and travel agency commissions for tickets written but not yet flown. Prepaid fuel recovery is estimated between 75% and 95%. Recovery for other prepaid expenses varies depending on the nature of the expense; however, the Debtors generally expect that the probability of recovering other prepayments would be minimal and is assumed to be zero.

7. Investments in Affiliated Companies is primarily comprised of the Company's investment in Avianca, Inc and the associated adjustment for inflation.

8. Deposits are comprised of funds held by aircraft lessors (maintenance reserves and deposits) and commercial cesantias paid to travel agents as is customary in Colombia. It is assumed that maintenance reserves will be applied to deficient return conditions and aircraft deposits will be applied to unpaid pre-petition rent.

9. Net Flight Equipment includes owned rotables and components on leased aircraft as well as fleet types which Avianca no longer flies. It is assumed that flight equipment and rotables will have a relatively low recoverability based on the current demand for these materials in the market, the aircraft fleet type, and the cost of replacement. It is assumed that other carriers will continue to reduce capacity, which will continue to increase the market supply and reduce overall recovery values. Recovery for rotables is estimated at 10% of net book value based on the relevant airline experience of the Debtor's and its advisors. It is assumed that all leased aircraft would be rejected, resulting in a 0% recovery for leasehold improvements.

10. Net Ground Equipment includes ramp equipment, loading bridges, maintenance equipment, shop equipment, and motorized vehicles. Recovery value on ground equipment is estimated at 10% of net book value and is based on factors such as age and function of equipment, useful life, possible marketability, demand for the product and decreased value due to a bulk sale at a liquidating auction.

11. Net Other Fixed Assets is comprised of land, office buildings, office equipment, data processing equipment, leasehold improvements, furniture and artwork. A majority of the land and office buildings are pledged as collateral to the DIAN and therefore the chance of recovery is extremely low. Recovery value on Other Fixed Assets is based on factors such as age and function of equipment, useful life, possible marketability, demand for the product and decreased value due to a bulk sale at a liquidating auction.

12. Intangibles include tax operating loss carryforwards; the estimated brand value for the Company's courier business "Deprisa" and its tour operator "Deskubra"; capitalized software; goodwill related to the repeated capitalizations of SAM; and the value of the remaining land pension obligations that Valores Bavaria, S.A. has assumed. It is assumed that all of the individual Debtors will liquidate and therefore have no intangible value. In addition, the trade name and trademarks will have no recovery value. The software relates to various programs that the Debtors use to manage various parts of its business, including inventory, reservations and human resources. The capitalized software implementation costs are assumed to have no recovery value. It is assumed that the Law 222 of Colombia liquidator would recover the funds from Valores Bavaria SA to pay the remaining land pension liabilities.

CHAPTER 7 AND LAW 222 OF COLOMBIA COSTS

Costs specifically related to the liquidation of individual assets are netted against its estimated gross liquidation value. All other costs associated with the liquidation will be included in Chapter 7 Costs or Law 222 Costs, which net against gross proceeds available for distribution. The Chapter 7 Costs include the following:

13. Chapter 7 Trustee Fee includes all fees paid in full to the Chapter 7 Trustee and the Law 222 of Colombia Trustee by each Debtor in accordance with the following table:

 GROSS ASSET PROCEED VALUE               TRUSTEE FEE AS A %
         (IN US$)                         OF TOTAL ASSETS
--------------------------               ------------------
$         0 - $    4,999                       25%
$     5,000 - $   49,999                       10%
$    50,000 - $  999,999                        5%
$ 1,000,000 +                                   3%

14. Professional Fees include an estimate of $3.15 million of fees for professionals assisting in the wind-down of the estates (e.g., liquidation and recovery of assets, claims reconciliation, and litigation). The professional fees are allocated 50% to the Law 222 of Colombia liquidation and 50% to the Chapter 7 liquidation.

15. Wind-down Expenses include estimated expenses incurred during the Wind-down period and relate mainly to employee wages and benefits for personnel employed during the wind-down period, aircraft parking and transportation costs, auction fees, and general overhead costs. Wind-down expenses are estimated at $7.65 million assuming an 18 month Wind-down and are allocated equally among the two liquidations.

CLAIMS - CHAPTER 7 AND LAW 222 OF COLOMBIA AVIANCA S.A. AND AVIANCA INC. CLAIMS

16. Secured Claims include the remaining value of the land pension liability of approximately $100.3 million which is guaranteed by Valores Bavaria S.A.

17. Master Trust Noteholder Claims is a secured claim equal to the liquidation value ascribed to the underlying collateral, which in this case was the cash on hand at the time of the filing of approximately $1.0 million.

18. DIP Facility Claim is the credit facility of $18.5 million put in place by the DIP Lenders (Valores Bavaria SA and Federacion Nacional de Cafeteros) shortly after the Company filed for bankruptcy protection. For purposes of this analysis, the repayment of the DIP Facility has been allocated 100% to Avianca S.A.

19. Chapter 11 Administrative Claims include expenses that have been incurred since the filing on March 21, 2003. Significant categories in this class are estimates for post-petition employee wages and benefits, trade payables, accrued aircraft rent, taxes, and claims associated with aircraft leases assumed post-petition which were subsequently rejected. The Analysis assumes that all aircraft leases have been assumed. These lease assumptions would give rise to administrative claims from being subsequently rejected. An estimate for both the Administrative and General Unsecured claim for rejected aircraft leases is included. Administrative claims that could arise from the rejection of previously assumed contracts or leases, other than aircraft and real property, is not contemplated in the Analysis.

20. Priority Claims represent wages, salaries, benefits, vacation, cesantias, etc. earned but unpaid at the filing date. This is limited to $4,650 per person. Priority Claims also include an estimated $1.0 million of expected priority tax claims.

21. CAXDAC Claims are considered to be pari passu to Priority Claims.

22. Aerocivil Claims consist of stamp taxes, passenger taxes and landing fees.

23. Non-Colombian General Unsecured Claims include an estimate for all allowed general unsecured claims for creditors outside of Colombia. Significant items are pre-petition trade payables, accrued aircraft rent, notes payable, aircraft and real property lease rejection claims. It is assumed that all contracts are rejected. Potential damage claims in connection with the rejection of any other contract or lease, including but not limited to rejection of claims associated with guarantees are excluded from this analysis.

24. Colombian General Unsecured Claims include an estimate for all allowed general unsecured claims for all Colombian creditors. Significant items are pre-petition trade payables, notes payable, and real property lease rejection claims. It is assumed that all contracts are rejected. Potential damage claims in connection with the rejection of any other contract or lease, including but not limited to rejection of claims associated with guarantees are excluded from this analysis.

25. Convenience claims include an estimate of all Colombian and Non-Colombian general unsecured claims under $15,000.

                         AVIANCA S.A. AND AVIANCA, INC.
                  CHAPTER 7 - CONSOLIDATED LIQUIDATION ANALYSIS
                                    Unaudited
                       All figures in 000's of US Dollars

                                                                   LOWER LIQUIDATION VALUE            HIGHER LIQUIDATION VALUE
                                                                  ----------------------------     -------------------------------
                                                                                    ESTIMATED                           ESTIMATED
                                                                                   REALIZATION                         REALIZATION
                                      NOTES   NET BOOK VALUE      ESTIMATED VALUE     RATE         ESTIMATED VALUE         RATE
                                      -----   --------------      ---------------  -----------     ---------------     -----------
Cash and Short Term Investments         A      $     36,359        $   36,359         100.0%         $    36,359          100.0%
Restricted Cash                         B            12,000                 0           0.0%                   0            0.0%
Net Accounts Receivables                             18,691             2,804          15.0%               3,738           20.0%
Affiliate Account Receivable                         14,479                 0           0.0%                   0            0.0%
Prepaid Expenses                                        224                 0           0.0%                   0            0.0%
Deposits                                              2,796               246           8.8%                 492           17.6%
Net Other Fixed Assets                                   46                 7          15.0%                   7           15.0%
                                               ------------        ----------          ----          -----------           ----
TOTAL ASSETS/PROCEEDS                          $     84,594        $   39,416          46.6%         $    40,596           48.0%
                                               ============
Chapter 7 Trustee Fee                                                  (1,206)                            (1,241)
Professional Fees                                                      (1,575)                            (1,575)
Wind-down Expenses                                                     (3,825)                            (3,825)

                                                                   ----------                        -----------
NET PROCEEDS AVAILABLE TO CREDITORS                                $   32,810                        $    33,955
                                                                   ==========                        ===========

     RECOVERY TO CREDITORS                                               LOWER LIQUIDATION VALUE
     ---------------------                                    ---------------------------------------------------
                                                                                                     ESTIMATED
                                                                                  ESTIMATED TOTAL   PERCENTAGE OF
                                                              ESTIMATED ALLOWED   AMOUNT PAID TO    ALLOWED CLAIM
                                                       NOTES       CLAIM            CREDITORS            PAID
                                                       -----  -----------------   --------------    -------------
NET PROCEEDS AVAILABLE TO CREDITORS                                                    $32,810
Master Trust Note Claims                                              1,000             (1,000)          0.0%
Secured Claims                                                     $100,299                  0           0.0%
Priority DiP Claims                                                  18,500            (18,500)        100.0%
Chapter 11 Administrative Claims                                    204,152            (14,310)          7.0%
Priority Claims                                                       2,987                  0           0.0%
CAXDAC Claims                                                       116,840                  0           0.0%
Unsecured Pension Claims                                             21,447                  0           0.0%
Aerocivil Claims                                                      3,786                  0           0.0%

NET PROCEEDS AVAILABLE TO GENERAL UNSECURED
CREDITORS
Non-Colombian Unsecured Creditors                                   128,242                  0           0.0%
Colombian Unsecured Creditors                                        38,533                  0           0.0%
Convenience Claims                                                    2,636                  0           0.0%
SAM Claims                                                           22,776                  0           0.0%
                                                                   --------
   TOTAL UNSECURED CLAIMS                                          $192,187
                                                                   ========
A - Assumed Cash Balance at September 30,2004
B - Adjusted Deposits equal IATA deposit  of $12.0M

     RECOVERY TO CREDITORS                                       HIGHER LIQUIDATION VALUE
     ---------------------                             ----------------------------------------------------
                                                                                               ESTIMATED
                                                                           ESTIMATED TOTAL   PERCENTAGE OF
                                                       ESTIMATED ALLOWED    AMOUNT PAID TO      ALLOWED
                                                             CLAIM             CREDITORS       CLAIM PAID
                                                       -----------------   ---------------   --------------
NET PROCEEDS AVAILABLE TO CREDITORS                                           $ 33,955
Master Trust Note Claims                                       1,000            (1,000)          100.0%
Secured Claims                                              $100,299                 0             0.0%
Priority DiP Claims                                           18,500           (18,500)          100.0%
Chapter 11 Administrative Claims                             204,152           (15,455)            7.6%
Priority Claims                                                2,987                               0.0%
CAXDAC Claims                                                116,840                               0.0%
Unsecured Pension Claims                                      21,447
Aerocivil Claims                                               3,786                               0.0%

NET PROCEEDS AVAILABLE TO GENERAL UNSECURED
CREDITORS
Non-Colombian Unsecured Creditors                            128,242                 0             0.0%
Colombian Unsecured Creditors                                 38,533                 0             0.0%
Convenience Claims                                             2,636                 0             0.0%
SAM Claims                                                    22,776                 0             0.0%
                                                            --------
   TOTAL UNSECURED CLAIMS                                   $192,187
                                                            ========
A - Assumed Cash Balance at September 30,2004
B - Adjusted Deposits equal IATA deposit  of $12.0M

PERCENTAGE OF RECOVERY TABLE FOR DISCLOSURE STATEMENT

In USD Millions



                                                    ESTIMATED   ESTIMATED LIQUIDATION    ESTIMATED LIQUIDATION    ESTIMATED PLAN
                                                      CLAIM    RECOVERY UNDER CHAPTER 7  RECOVERY UNDER LAW 222      RECOVERY
                                                     AMOUNT    ------------------------  ----------------------   --------------
                                                     ------
                                                                 Amount   Percentage     Amount     Percentage    Amount  Percentage
                                                                 ------   ----------     ------     ----------    ------  ----------
Class 1 and Unclassified
   Wind-down expenses                                 $ 16.2      $6.6       40.7%        $9.6       59.3%          N/A        N/A
   Super priority and other administrative claims      225.6      32.8       14.5%         9.3        4.1%       $225.6      100.0%
Class 2 (CAXDAC Claims)                                116.8       0.0        0.0%         0.0        0.0%        116.8      100.0%
Class 3 (General Pension Claims)                        21.4       0.0        0.0%        21.4      100.0%         21.4      100.0%
Class 4 (Aerocivil Claims)                               3.8       0.0        0.0%         0.0        0.0%          3.8      100.0%
Class 5 (Master Trust Note Claims)                                          Intentionally Omitted
Class 6 (Other Secured Claims)                         100.3       0.0        0.0%       100.3      100.0%        100.3      100.0%
Class 7 (Non-Colombian-Held General Unsecured
Claims) (a)                                            102.5       0.0        0.0%         0.0        0.0%         36.7       35.7%
Class 8 (Colombian-Held General Unsecured
Claims) (a)                                             25.7       0.0        0.0%         0.0        0.0%          9.2       35.7%
Class 9 (Convenience Class Claims)                       2.6       0.0        0.0%         0.0        0.0%          2.6      100.0%
Class 10 (Intercompany Claims)                          22.8       0.0        0.0%         0.0        0.0%         22.8      100.0%
Class 11 (Preferred Stock Interests)                     N/A       0.0        N/A          0.0        N/A                      N/A
Class 12 (Ordinary Stock Interests)                      N/A       0.0        N/A          0.0        N/A                      N/A
Class 13 (Avianca, Inc. Stock Interests)                 N/A       0.0        N/A          0.0        N/A                      N/A

Note: (a) The percentage of recovery for Class 7 and Class 8 is calculated using a 10.0% discount rate to discount the value of the future payments to the creditors provided for by the Initial Fixed Payment, Dollar Notes, and Class 8 Trust Certificates as defined in the Plan. The percentage of recovery for Class 7 and Class 8 does not include an estimate of (i) the value of the Contingent Payment Rights, (ii) the Excess Cash Payment or (iii) any Incremental Compliance Costs. The recovery for Class 7 and Class 8 would be 43.8% if the estimated value of the Contingent Payment Rights using the Financial Projections set forth in Appendix C (which do not include an estimate of Incremental Compliance Costs) were included. The company does not currently anticipate that the Excess Cash Payment, if any, will be material.

                                                                      APPENDIX B
SIGN
HERE

||

FINANCIAL PROJECTIONS

The Debtors believe that the Plan meets the Bankruptcy Code's feasibility requirement that Plan confirmation is not likely to be followed by liquidation, or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan, and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. In this regard, the Management of the Debtors developed and refined the Business Plan and prepared financial projections (the "Projections") for the years ending December 31, 2004 through December 31, 2011 (the "Projection Period").

The Debtors do not, as a matter of course, publish their business plans and strategies or projections or their anticipated financial position or results of operations. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or Interests after the Confirmation Date, or to include such information in documents required to be filed with the Securities and Exchange Commission (if any) or otherwise make such information public.

ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OF NEITHER COLOMBIA NOR THE UNITED STATES OF AMERICA, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE REORGANIZED DEBTORS' INDEPENDENT CERTIFIED ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY ANY OF THE REORGANIZED DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR DETERMINATIONS OF WHETHER TO ACCEPT OR REJECT THE PLAN.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: These Projections contain statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in these Projected Financial Statements include the intent, belief or current expectations of the Debtors and members of their Management teams with respect to the timing of, completion of and scope of the current restructuring, reorganization plan, bank financing, and debt and equity market conditions and the Debtors' future liquidity, as well as the assumptions upon which such statements are based. While Management believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from these contemplated by such forward-looking statements. Important factors currently known to Management that could cause actual results to differ materially from those contemplated by the forward-looking statements in these Projected Financial Statements include, but are not limited to, further adverse developments with respect to the Debtors' liquidity position or operations of the various businesses of the Reorganizing Debtors and their non-Debtor Affiliates, or adverse developments in the timing or results of the Debtors' current strategic business plan (including the timeline to emerge from Chapter
11), the ability of the Debtors to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated, the level and nature of any restructuring and other one-time charges, and the possible negative effects that could result from potential economic and political factors around the world in the various markets in which the Reorganizing Debtors operate.

SUMMARY OF SIGNIFICANT ASSUMPTIONS

The Projections were developed by the Management of the Debtors and are based on: a) current and projected market conditions in each of the Debtors' respective markets; b) the ability to maintain sufficient working capital to self-fund operations; c) an investment of $44.5 million from OceanAir and an investment of $18.5 million from the Coffee Federation as the proposed Plan of Reorganization equity sponsors; d) no material changes to the various marketing agreements with other United States based and Latin American based airlines; and
e) confirmation of the Plan. The financial projections for the year ending 2004 include results from both the post-petition period and the post-emergence period (confirmation is assumed to be September 20, 2004 and expected emergence on September 30, 2004). The Debtors' flight operations encompass all of the jet and turboprop operations of Avianca as well as their 94.9% owned subsidiary SAM together hereafter referred to as "Avianca" or "the Company". The Projections assume an operating fleet plan of 35 aircraft for Avianca's operations 2004 through 2010, of which 4 aircraft are Boeing 767-200ER, one aircraft is a Boeing 767-300ER, 5 aircraft are Boeing 757-200, 15 aircraft are McDonnell Douglas 83, and 10 aircraft are Fokker 50.

Operating Revenues

PASSENGER TRANSPORTATION REVENUE: The Debtors' total passenger revenue is projected to decrease from $550.4 million in 2004 to approximately $524.2 million in 2005. The decrease is due to a forecasted increase in competition from existing carriers and start-up carriers which have begun the processes of applying for route authorities and sourcing aircraft. In 2006, Avianca projects an increase in passenger revenue over and above 2005 levels, but below those revenues projected for 2004. Avianca anticipates that either the increased competition on certain routes will force other carriers to leave the markets or that the Debtors would find other equivalent uses for their aircraft in 2006.

OTHER: Other Revenue is primarily comprised of revenue from expired tickets, ticket penalties, and the various other outsourcing services that the Debtors offer to other airlines. Other revenue is estimated to increase by approximately $7.6 million over the Projection Period as a result inflation.

Operating Expenses

PESO BASED COSTS: The Debtors consider the expense lines of operating personnel, on board services, airport facilities, other operational costs, sales expenses, and administrative expenses to be primarily peso based costs. The Debtors have assumed an estimated average annual inflation of 2.5% on 2006 through 2011 costs for peso based costs.

AVIATION FUEL: The crude oil price per barrel is built off of the May 11, 2004 New York Mercantile Exchange West Texas Intermediate crude prices. The average price per barrel assumed in 2006 and beyond in the model is $32.98 (excluding taxes).

AIRCRAFT AND OTHER RENT: The Debtors have finalized the restructuring of all of their aircraft obligations. The Projections assume that aircraft fleet size, composition, and individual aircraft lease rates remain constant throughout the Projection Period.

The restructured obligations primarily consist of a) a modification to existing lease agreements or b) entry into new aircraft lease agreements. Effective monthly rental rates represent a significant reduction in the pre-negotiated rates and are comparable with current market rates.

AIRCRAFT MAINTENANCE: Maintenance costs are assumed to increase by approximately $20.3 million by 2011 as a result of fleet aging and replacement aircraft being introduced into the fleet as leases expire. It is assumed that maintenance materials costs will increase by approximately 3.5% annually.

TAXES: Tax rates of 35% are assumed for Colombian federal taxes. Avianca SA has a large net operating loss tax carryforward that will effectively shield the company from Colombian federal income taxes through 2009.

Balance Sheet Assumptions

WORKING CAPITAL: Working capital is comprised of accounts receivable, prepaid expenses, accounts payable and deferred income. Working capital balances are consistent with historical levels.

FIXED ASSETS: The increases to flight equipment and ground equipment over the Projection Period are principally associated with improvements in leasehold improvements on the fleet and with the addition of systems necessary to further automate customer service and to safeguard the Company's information.

GOODWILL: Intangibles decrease over the course of the projections due to the amortization of the Deskubra and Desprisa trademarks and the amortization of the purchased goodwill from SAM, which is partially offset by the projected increase in the value of the receivable from Valores Bavaria to pay the land pension liability.

DEBT STRUCTURE: Upon emergence, the Debtors' long-term debt structure is assumed to consist of notes as described in the Plan to provide for recovery of the unsecured creditors and annual payments to CAXDAC as required by applicable Colombian law.

EQUITY: The proposed Plan of Reorganization equity sponsors, OceanAir and the Coffee Federation, are assumed to invest $63.0 million as defined in section 7.4 of the Plan.

Cash Flow Assumptions

CASH FLOW FROM OPERATING ACTIVITIES: For the Projection Period, cash flow from operating activities is projected to decrease from approximately $71.4 million in 2004 to $52.7 million of positive cash flow in 2011.

Decreased cash flow is a result of the flat line operating assumptions in the Projections coupled with the loss of the current tax shield driven by the company's prior losses.

CASH FLOW FROM INVESTING ACTIVITIES: Cash flow from investing activities is projected to generate a use of cash of approximately $169.5 million over the Projection Period. Leasehold improvements on rented flight equipment and purchases and installations of systems comprise the majority of investing activity payments.

CASH FLOW FROM FINANCING ACTIVITIES: Cash flow from financing activities is projected to generate a use of cash of approximately $180.8 million over the Projection Period. Payment on the notes to unsecured creditors, continuing service of the CAXDAC obligations and payment of Administrative Claims on aircraft leases comprise the majority of the financing activity.

                          AVIANCA SA AND AVIANCA, INC.
                     PROJECTED CONSOLIDATED INCOME STATEMENT
                                 (USD MILLIONS)

                                            Projected  Projected  Projected  Projected  Projected  Projected  Projected  Projected
                                             FY2004      FY2005    FY2006      FY2007     FY2008     FY2009     FY2010     FY2011
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating Revenues:
   International Passenger Transportation   $314.1       $312.7    $327.9      $327.9     $327.9     $327.9     $327.9     $327.9
   Domestic Passenger Transportation         236.3        211.5     203.3       208.4      213.6      219.0      224.4      230.0
   Cargo and Freight                          50.6         51.6      52.4        53.7       55.0       56.4       57.8       59.3
   Other                                      63.7         62.4      63.1        64.7       66.3       67.9       69.6       71.4
                                            ------       ------    ------      ------     ------     ------     ------     ------
     TOTAL OPERATING REVENUES               $664.8       $638.2    $646.7      $654.7     $662.8     $671.2     $679.8     $688.6
Operating Expenses:
   Personnel Costs                            56.3         56.8      56.3        57.8       59.2       60.7       62.2       63.7
   Aircraft and Other Rent                    45.2         45.5      45.5        45.5       45.5       45.5       45.5       45.5
   Aircraft Insurance                         14.5         14.0      14.3        14.3       14.3       14.3       14.3       14.3
   Airport Facilities                         63.0         62.9      63.7        65.3       67.0       68.6       70.4       72.1
   Fuel                                      117.0        112.8     112.8       112.8      112.8      112.8      112.8      112.8
   Maintenance                                77.5         79.9      82.3        85.2       88.1       91.2       94.4       97.7
   Onboard Services                           12.2         11.4      12.0        12.3       12.6       12.9       13.2       13.5
   Other                                      45.2         45.0      45.6        46.8       47.9       49.1       50.4       51.6
   Sales                                     103.8        101.8     101.7       104.0      106.3      108.7      111.2      113.7
   Administrative Expenses                    53.2         54.0      44.6        45.7       46.9       48.0       49.2       50.5
   Depreciation and Amortizations             40.4         19.0      23.6        26.4       28.5       28.7       30.2       25.1
                                            ------       ------    ------      ------     ------     ------     ------     ------
     TOTAL OPERATING EXPENSES               $628.3       $603.2    $602.5      $615.9     $629.1     $640.6     $653.7     $660.5

OPERATING INCOME/(LOSS)                     $ 36.5       $ 35.0    $ 44.2      $ 38.7     $ 33.7     $ 30.6     $ 26.1     $ 28.1
Other Income (Expense):
   Net Interest Income (Expense)               0.8          0.6       1.1         2.0        3.1        3.8        3.8        3.7
   Net Currency Adjustments                  (12.1)         3.4       2.3         3.9        5.1        6.2        7.1        7.3
   Pension Provisions                        (12.2)       (19.7)    (20.7)      (20.4)     (20.3)     (20.8)     (19.9)     (20.6)
   Inflation Adjustments                      11.7          3.5       3.8         1.8       (0.0)      (1.7)      (2.3)      (2.6)
   Other                                     104.5         (1.5)     (1.5)       (1.5)      (1.5)     (10.9)     (10.4)      (1.5)
                                            ------       ------    ------      ------     ------     ------     ------     ------
PRE-TAX INCOME                              $129.3       $ 21.3    $ 29.3      $ 24.5     $ 20.1     $  7.3     $  4.4     $ 14.4
Income Tax Provision                          (1.1)        (0.3)     (0.3)       (3.0)      (2.3)      (2.9)      (4.8)      (7.2)
                                            ------       ------    ------      ------     ------     ------     ------     ------
NET INCOME                                  $128.2       $ 21.0    $ 29.0      $ 21.6     $ 17.8     $  4.4    ($  0.4)    $  7.2
                                            ------       ------    ------      ------     ------     ------     ------     ------

                          AVIANCA SA AND AVIANCA, INC.
                      PROJECTED CONSOLIDATED BALANCE SHEET
                                 (USD MILLIONS)

                                                Projected  Projected  Projected  Projected  Projected Projected Projected  Projected
                                                 FY2004      FY2005     FY2006    FY2007     FY2008    FY2009    FY2010      FY2011
                                                ---------  ---------  ---------  ---------  --------- --------- ---------  --------
Assets:
Current Assets:
   Cash                                         $   63.7     $ 64.9    $  71.4    $ 80.0     $ 90.6    $108.1   $113.9       $117.9
   Deposits and Others                               0.0        1.4        2.8       7.7        9.5       9.5      9.5          9.5
   Accounts Receivables                             24.4       21.3       23.5      22.7       22.0      21.3     20.7         20.2
   Intecompany Receivable                           14.2       12.9       12.5      11.9       11.3      10.7     10.2          9.7
   Inventories                                      16.4       17.1       18.6      19.3       19.9      20.6     21.4         22.1
   Prepayments & Others                             20.6       16.9       14.1       9.5        6.5       3.3      0.0          0.0
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL CURRENT ASSETS                       $  139.3     $134.5    $ 143.0    $151.1     $159.9    $173.6   $175.6       $179.3

Long Term Assets:
   Long term Investments                             7.8        7.1        6.9       6.5        6.2       5.9      5.6          5.3
   Appraisals & Others                              20.8       18.9       18.4      17.5       16.6      15.7     14.9         14.2
   Long term Receivables(Deposits)                  31.0       31.1       31.8      31.8       31.8      31.8     31.8         31.8
   PP&E net                                         28.1       52.1       67.4      72.5       76.9      83.3     88.4         93.9
   Intangibles                                     177.7      137.5      136.0     131.2      126.4     121.5    116.5        111.4
   Deferred Investments                             26.2       23.1       21.5      19.4       17.2      15.0     12.8         12.1
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL LONG TERM ASSETS                     $  291.6     $269.9    $ 282.0    $278.9     $275.1    $273.1   $270.0       $268.6
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL ASSETS                               $  431.0     $404.3    $ 425.0    $430.0     $435.0    $446.7   $445.6       $448.0
                                                ========     ======    =======    ======     ======    ======   ======       ======
Liabilities and Stockholders Equity (Deficit):
Current Liabilities:

   Labor Liabilities                            $   16.9      $15.7    $  15.4    $ 15.8     $ 16.2    $ 16.6   $ 17.0       $ 17.4
   Accounts Payable                                 76.1       60.2       56.0      51.0       47.9      45.0     42.2         43.3
   Taxes Payable                                    26.6       26.4       28.2      30.0       31.4      32.5     34.9         37.8
   Deferred Income                                  35.2       33.1       35.5      35.9       36.4      36.8     37.3         37.8
   Intercompany Payable                             36.6       33.3       32.4      30.7       29.1      27.7     26.3         24.9
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL CURRENT LIABILITIES                  $  191.5     $168.8    $ 167.4    $163.4     $160.9    $158.5   $157.6       $161.5

Long Term Liabilities
   Prepetition Claims                               45.8       34.7       22.5      10.5        0.0       9.4      8.9          0.0
   Administrative Claims/DiP Financing               1.8        0.0        0.0       0.0        0.0       0.0      0.0          0.0
   Pension Liabilities                             156.0      146.3      148.0     145.3      142.5     139.7    136.8        133.8
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL LIABILITIES                          $  395.0     $349.8    $ 337.8    $319.2     $303.5    $307.6    303.3      $ 295.3

Shareholders Equity (Deficit):
   Common Stock                                      3.1        2.9        2.8       2.6        2.5       2.4      2.3          2.1
   Legal Reserve                                     1.6        1.5        1.4       1.3        1.3       1.2      1.1          1.1
   Additional Paid-In Capital                      377.0      342.2      333.2     316.2      300.1     284.8    270.3        256.5
   Equity Inflation Adjustment                     (11.9)      (7.6)      (3.1)      3.7       11.9      21.3     30.8         40.0
   Assets Appraisals & Others                       21.0       19.1       18.5      17.6       16.7      15.9     15.0         14.3
   Accumulated Losses                             (482.0)    (353.9)    (332.9)   (303.9)    (282.3)   (264.5)  (260.1)      (260.5)
   Net Income (Losses)                             128.2       21.0       29.0      21.6       17.8       4.4     (0.4)         7.2
   Cumulative Translation Adjustment                (0.0)       0.0        0.0       0.1        0.1       0.1      0.1          0.1
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL STOCKHODERS EQUITY (DEFICIT)         $   35.9     $ 54.5    $  87.2    $110.9     $131.5    $139.2   $142.2       $152.7
                                                --------     ------    -------    ------     ------    ------   ------       ------
     TOTAL LIABILITIES & STOCKHOLDERS EQUITY    $  431.0     $404.3    $ 425.0    $430.0     $435.0    $446.7   $445.6       $448.0
                                                --------     ------    -------    ------     ------    ------   ------       ------

                          AVIANCA SA AND AVIANCA, INC.
                        PROJECTED CONSOLIDATED CASH FLOWS
                                 (USD MILLIONS)

                                                Projected  Projected  Projected  Projected  Projected Projected Projected  Projected
                                                 FY2004      FY2005     FY2006    FY2007     FY2008    FY2009    FY2010      FY2011
                                                ---------  ---------  ---------  ---------  --------- --------- ---------  --------
CASH FLOW FROM OPERATING ACTIVITIES             $  71.4    $  42.6    $  64.2   $  63.7     $  61.3   $  57.5   $  53.9    $  52.7
Cash Flow From Investing Activities
   Capital Expenditures                            (6.3)     (34.7)     (26.7)    (20.2)      (21.2)    (23.0)    (23.0)     (23.0)
   Others                                           1.2       (2.9)      (2.8)     (6.3)       (3.3)     (1.5)     (1.5)      (1.5)
                                                -------    -------    -------   -------     -------   -------   -------     ------
        NET CASH FLOW PROVIDED BY (USED FOR)   ($   5.1)  ($  37.5)  ($  29.5) ($  26.5)   ($  24.5) ($  24.5) ($  24.5)   ($ 24.5)
         INVESTING ACTIVITIES
Cash Flow From Financing Activities
     CAXDAC                                        (8.1)     (15.3)     (14.7)    (15.5)      (15.7)    (16.4)    (15.7)     (16.6)
     Principal Portion of Prepetition Debt        (21.4)     (11.1)     (12.2)    (12.0)      (10.5)      0.0      (8.9)      (8.4)
     Postpetition Debt/Ad-Claims                   (4.9)      (1.8)       0.0       0.0         0.0       0.0       0.0        0.0
     Financial Income - Interest                    0.2        0.4        0.6       0.6         0.7       0.8       0.9        1.0
     Interest Payments                             (1.4)      (3.4)      (2.7)     (1.8)       (0.7)      0.0       0.0        0.0
     New Investments - Cash                        16.3       27.3        0.9       0.0         0.0       0.0       0.0        0.0
     Dividend to Investors                          0.0        0.0        0.0       0.0         0.0       0.0       0.0        0.0
                                                -------    -------    -------   -------     -------   -------   -------     ------
        NET CASH PROVIDED BY (USED FOR)        ($  19.4)  ($   3.9)  ($  28.2) ($  28.7)   ($  26.1) ($  15.5) ($  23.6)   ($ 24.1)
        FINANCING ACTIVITIES
NET INCREASE (DECREASE) IN CASH AND
 SHORT TERM INVESTMENTS                            46.9        1.2        6.5       8.6        10.6      17.5       5.8        4.1

CASH AND SHORT TERM INVESTMENTS AT
 BEGINNING OF PERIOD                               16.8       63.7       64.9      71.4        80.0      90.6     108.1      113.9
                                                -------    -------    -------   -------     -------   -------   -------     ------
CASH AND SHORT TERM INVESTMENTS AT
 END OF PERIOD                                  $  63.7    $  64.9    $  71.4   $  80.0     $  90.6   $ 108.1   $ 113.9     $117.9
                                                -------    -------    -------   -------     -------   -------   -------     ------

                                                                      APPENDIX C

                                      SIGN
                                      HERE

                                       ||

                            JAN-MAY 2004 MD&A (AV-MM)

MARKET

DOMESTIC MARKET:

AV-MM market share has shown a slight recovery during 2004 after significant decreases during last six months of 2003. The company attributes the decrease in market share primarily to two major events: Routes rationalization (reduction of non-profitable routes) and the pilots' "Flying by the book" operation during late November and early December last year. AV-MM had recovered 300 basis points of market share until February 2004. Aerorepublica had sustained growth in the domestic market during 2003 but this growth started to reverse during the first two months of 2004. West Caribbean and Aires best capitalized on the growth during this period. During March and April 2004, AV-MM slowed down its recent growth trend, reducing its market participation to its lowest point during 2004. May shows an important recovery regarding domestic market share, which affected mainly Aerorepublica, leaving AV-MM with an cumulative average of 47.7% domestic market share up to May 2004. The routes that presented the largest growth during May compared to previous month were: MDE/CLO, CTG/CLO, MDE/BOG and MZL/BOG, while routes like PSO/BOG, MDE/SMR, MTR/BOG and CLO/PSO drove the domestic share reduction.

[LINE GRAPH]

INTERNATIONAL MARKET:

Alianza Summa's international market share had dropped significantly in 2003 due to the Aces liquidation because other air lines picked up an important amount of the market on the former Aces routes. AV-MM market share was stable during Jan-Feb 2004 but has had an important increase starting March since it has been able to capture an important part of VX business and has also taken advantage of the international market growth (13%). AV-MM is getting close to reach 2003 market share numbers. AV-MM's market share has grown 180 b.p. since January, while other international airlines are also taking advantage of the market increase and are planning to increase capacity during second semester of 2004. The routes that presented the best performance during this period were: BUE/CLO, SCL/BOG, MIA/BAQ, SAO/BOG and MIA/CLO.

[LINE GRAPH]

OPERATIONAL STATISTICS (JAN-MAY 2004)

                             OPERATIONAL STATISTICS

                       Actual     Budget        Var      Exec (%)
                       ------     ------        ---      --------
TOTAL CIA

ASK'S                3.813.082   3.763.376    49.706     101,3%
RPK'S                2.433.000   2.257.577   175.424     107,8%
LOAD FACTOR               63,8%       60,0%      3,8%    106,4%
RASK (USD cents)           5,9         5,4       0,5     108,5%
YIELD (USD cents)          9,3         9,1       0,2     102,0%

                             OPERATIONAL STATISTICS

                       Actual     Budget       Var       Exec (%)
                       ------     ------       ---       --------
TOTAL CIA

PAX REVENUES           225.504     205.042   20.462      110,0%
OFFER SEATS TOTAL    3.781.974   3.759.425   22.549      100,6%
REVENUE PAX TOTAL    2.263.932   2.228.259   35.673      101,6%
SEAT FACTOR               59,9%       59,3%     0,6%     101,0%
AVERAGE FARE (USD)        59,6        54,5      5,1      109,3%

Operational results for this period have significantly outperformed the budget. Revenue Passengers transported were 1.6% above budget, with most of the increase in international passengers, while offered seats were up only 0.6%. RPK's were significantly better (7.8%) than budgeted, while ASK's increased only 1.3%. Together, Load Factors improved from a budgeted 60.0% to an actual 63.8%. Pricing had also a very good performance mainly in the international market bolstering the average fare 9.3% above the budgeted average fare, which also drove RASK and Yield above budget targets.

OPERATING PERFORMANCE INDICATORS

COMPLETION RATE (WITHIN 48 HOURS)

              JAN     FEB     MAR    APR    MAY     JUN
              ---     ---     ---    ---    ---     ---
ACTUAL       97,1%   97,5%   97,9%  97,0%  97,0%   97,8%
BUDGET       97,3%   96,2%   96,5%  96,7%  97,7%   96,8%
2003         97,2%   95,3%   94,2%  96,2%  97,5%   97,0%


ON TIME PERFORMANCE (15 MINUTES)

             JAN     FEB    MAR    APR     MAY     JUN
             ---     ---    ---    ---     ---     ---
 ACTUAL     77,9%   84,5%  88,2%  86,4%   84,0%   84,3%
 BUDGET     79,6%   83,0%  82,6%  84,2%   87,5%   79,9%
 2003       80,2%   82,8%  78,4%  82,5%   86,9%   83,2%

Completion Rate and On Time performance have been significantly higher than budgete during most part of the year, with the exception of January an May, which has also improved the traveler's perception of the Company. Historical records of both indicators were reached during March 04. The main causes of delays during June were problems with the aircraft (5% of flights); origin airport restrictions (5% of flights); and delay at the airport facilities (2% of flights).

FINANCIAL RESULTS

                                     Actual    Budget          Var       Exec
                                     ----------------          --------------
                                          USD 000              USD 000    %
                                          -------              -------   ----
TOTAL REVENUE                      271.977       252.619      19.358    107,7%

TOTAL PAX REVENUE                  225.504       205.042      20.462    110,0%
CARGO & COURIER                     20.519        19.185       1.335    107,0%
OTHER                               16.518        19.357      -2.840     85,3%
EXPIRED TICKETS                      9.436         9.035         401    104,4%
TOTAL OPERATIONAL COST             241.954       240.802       1.151    100,5%
FUEL                                45.145        44.775         370    100,8%
INSURANCE                            5.933         5.998         -65     98,9%
MAINTENANCE                         31.755        31.149         606    101,9%
LEASING                             18.883        19.525        -643     96,7%
ON BOARD SERVICES                    5.675         4.534       1.141    125,2%
DISTRIBUTION                        11.169        10.104       1.065    110,5%
OPERATING PERSONNEL                 23.864        24.273        -409     98,3%
AIRPORT RELATED COST                26.612        26.607           5    100,0%
OTHER OPERATIONAL COST              19.119        19.045          74    100,4%
SALES EXPENSES                      33.740        33.128         612    101,8%
OVERHEAD                            20.058        21.664      -1.606     92,6%
EBITDA                              30.023        11.817      18.207    254,1%
AMORTIZATIONS                        3.788         3.535         253    107,1%
DEPRECIATIONS                        3.968         2.202       1.766    180,2%
PROVISIONS                           2.420         1.617         803    149,7%
EBIT                                19.848         4.463      15.385    444,7%
NON OPERATIONAL REVENUES            38.224        12.371      25.854    309,0%
NON OPERATIONAL EXPENSES            38.894        12.416      26.478    313,3%
PENSION PROVISIONS                  17.728        12.907       4.821    137,4%
NET INCOME BEFORE TAXES              1.450        -8.490       9.940    -17,1%
TAXES                                  0,0         125,6      -125,6      0,0%
NET INCOME                           1.450        -8.615      10.065    -16,8%

Financial Results have been significantly better than budget during the first 5 months of 2004 at both the EBITDA and the Net Income levels. During Jan-May, the EBITDA was US$30.0M, exceeding budget by US$18.2M. The better results were basically due to an outstanding Passenger Revenue performance (10.0% ahead of budget) and important savings in Overhead, Operating Personnel and Leasing costs.

REVENUES

Revenues were better than budget primarily due to higher international passenger counts than expected. While domestic passengers transported were slightly below budget (97.5%) there were 76,387 more international passengers than budgeted for this period. Average fares (both domestic and international) also exceeded budgeted fares during Jan-May which led to Avianca surpassing its passenger revenue goal by 10.0%. It is important to notice that there was a significant positive effect of US$4.8 M in the domestic passenger revenue due to the revaluation of the COP. This outstanding performance helped compensate the shortfall of Other Revenues caused by the larger proportion of OAL passengers flying with Avianca, which has led to larger Alliances commissions paid than received, compared to budget as well as a general over estimation of the revenues generated by Avianca's other activities. Cargo & Courier revenue also exceeded budget during the first quarter of the year mainly due to a larger cargo capacity offered in some international routes (fleet change) and a better pricing strategies.

COSTS & EXPENSES

Operating costs as a whole have been very close to budget (100.5%) even though the AV-MM operation was larger than budgeted, which led to savings at unit cost level.

Fuel cost has started to increase since May 04 reflecting the rise of Jet Fuel market prices, additional to higher consumption than planned. During Jan-May, AV-MM burned 1.3% more fuel than budgeted while prices reached budgeted levels, basically because during January average fuel price was 6% lower than budgeted (US$0.07 /gal). Leasing cost savings of US$643K are explained because Avianca, through March, had leased one fewer B757 spare engine than anticipated and there was a deposit budgeted as an expense while it really represents an asset. Significant savings have been achieved during first five months related to the passenger compensation reflected in the Other Operational Cost bucket reduction. Crew related costs (Operating Personnel) also show an important reduction because Cockpit salary increases have not taken place and some budgeted training costs have been delayed for Q3.

The Overhead cost savings reflects some additional savings in most of the organizational areas over what were budgeted. However, the vast majority of the savings arises from Avianca's avoidance of employment of Operational Advisors.

All the savings mentioned above helped compensate the volume related cost increase in Distribution and Sales Expenses, while the over execution in On Board Services has occurred mainly due to extremely aggressive goals (at unitary cost levels) that cannot be achieved in order to maintain acceptable passenger service levels.

CASH FLOWS

Available cash was $17.6 MM better than expected for the months of January through May. Avianca's available cash position benefited $10.5MM from the higher than expected sales. Settlements through IATA for the first five months of the year benefited AV versus plan by $5.9MM. Avianca worked with its insurance underwriters to delay an originally scheduled payment of $3.2MM from May to June. Additionally, Avianca collected $2.5MM in maintenance reserves that were not anticipated in the initial forecast primarily due to the accord reached with GECAS. Avianca benefited from the accord reached with GECAS by $1.9MM versus forecast in the first five months of the year. Due to a change in the customs taxes law, Avianca benefited by $1.2MM versus forecast. Avianca paid for more fuel than expected of $1.7MM due to the delay in the implementation of the Ecopetrol financing agreement. Avianca transferred more employees than expected to outsourcing companies in the first five months of the year and therefore paid $1.9MM more than expected in this line item. Higher than expected passenger counts led to higher than expected passenger tax payments to the Aerocivil of $3.4MM.

See the bridge analysis prepared in US$ 000's

ERROR! NOT A VALID LINK.

                                                                      APPENDIX D

                                      SIGN
                                      HERE
                                       |
                                       |

                                                           COPIA PARA ARCHIVA
                                                           FORMA PERMANENTEL LOS
                                                           PAPELES DE TRABAJO.

AEROVIAS NACIONALES DE
COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED DECEMBER 31, 2003 AND 2002
AND STATUTORY AUDITOR'S REPORT

[DELOITTE LOGO]

                                                   Deloitte & Touche Ltda.
                                                   Cra. 7 N (degrees) 74 - 09
                                                   A.A. 075874
                                                   Nit. 860.005.813-4
                                                   Bogota D.C.
                                                   Colombia

                                                   Tel. +57(1) 5461810 - 5461815
                                                   Fax: +57(1) 2178088
                                                   www.deloitte.com

STATUTORY AUDITOR'S REPORT

To the shareholders of
Aerovias Nacionales de Colombia S.A. - AVIANCA S.A.

1. I have audited the accompanying consolidated balance sheets of AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A. and its subsidiaries, as of December 31, 2003 and 2002 and the related consolidated statements of results, changes in shareholders' equity, changes in the financial position and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Among my functions is to express an opinion on these financial statements based upon my audits.

2. Except as mentioned in paragraphs 3 to 5 for the year 2003, I obtained the required information to perform my functions and carry out my work in accordance with generally accepted auditing standards in Colombia. Those standards require that I plan and perform an audit to obtain reasonable assurance as to whether the financial statements are free of material misstatements. An audit of financial statements includes the examination, on a test basis of evidence supporting the amounts and disclosures in the financial statements. An audit also includes an assessment of the accounting principles used and the significant accounting estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis to express my opinion.

3. Due to the fact that the Company is still in the process of analysis of the account taxes, encumbrances and rates, relative to the liability of the Vallejo Plan, which amounts to $24.821 millions, it was not possible for me to obtain evidence on the reasonability of that balance as of December 31, 2003.

4. The shareholders of the Company agreed, through the signing of a Memorandum of Understanding, to maintain the economic balance in the operating result of the entities that compose Alianza Summa. As of December 31, 2003 the Company has neither estimated nor recorded any adjustment for this concept, due to the fact that there is still pending a definite study of the amounts to record. Therefore, it was not possible for me to verify the amount of the adjustment to be recorded for economic balance.

                                                     Una firma miembro de
AUDIT.TAX.CONSULTING.FINANCIAL ADVISORY.             DELOITTE TOUCHE [ILLEGIBLE]

5. As mentioned in Notes 3 and 7 to the financial statements, the Company has certain deferred charges for renegotiation with lessors, returns of fleet, lawyers fees, financial consultancy (Related to Chapter 11) and Alianza Summa, which are to be amortized in full once the Court takes a decision on the approval of the business plan. On March 8, 2004 the term of the exclusivity period expires so that the Company presents its business plan, following which, once approved by the Court, it will be possible to know the amount of the benefits and liabilities with foreign and local suppliers. (Pre-petition Chapter 11).

6. As mentioned in Note 12 to the financial statements the intangibles account includes a balance of $108.436 and $118.031 millions as of December 31, 2003 and 2002, respectively, corresponding to goodwill arising from the businesses of specialized messenger services and travel plans named Deprisa and Deskubra. The goodwill recorded is being reversed over a term of four years up to the year 2005.

7. As indicated in Note 7 to the financial statements, the Company recorded in previous years deferred taxes for $50.000 millions, relating to taxes for recoverable through the amortization of fiscal losses whose recoverability to the date is uncertain.

8. As explained in Note 20 to the financial statements, on the basis of the interpretation made by the Company of Law 797 of January 2003 of pension reform, which extended the term of amortization of the actuarial calculation up to the year 2023, there was reversed $80.596 millions relating to a portion of the liability accrued for the future payment to CAXDAC for the retirement pensions of flight personnel and omitted to recognize expenses for $36.763 millions in the year 2002. During the year 2003 this matter was corrected by recording a charge of $117.359 millions to the results of the year 2003.

9. In my opinion, except for a) the effect of the adjustments that might have been determined, if the information of paragraphs 3 to 5 had been obtained, and b) the effect of the adjustments described in paragraphs 6 to 8, the aforementioned consolidated financial statements, taken from the accounting books, present fairly, in all material aspects, the financial position of Aerovias Nacionales de Colombia S.A. - AVIANCA S.A., as of December 31, 2003 and 2002, and the results of their operations, the changes in their shareholders' equity, changes in their financial position and their cash flows for the years then ended, in conformity with generally accepted accounting principles in Colombia, applied on a consistent basis.

10. As mentioned in Note 3 to the financial statements, without considering the effect of the matters mentioned in paragraphs 3 to 7 above, the Company and its subsidiaries present accumulated losses of $1.316.952 millions, of which $340.709 millions correspond to those reported in 2003, a net deficit in working capital of $213.347 millions, negative net Shareholders' equity of $368.667 millions and payment restrictions to its creditors. Additionally the Company has not complied with certain financial indicators required by the contracts subscribed to with the holders of foreign Notes represented by the Bank of New York that cause an important doubt on the capacity of the Company to continue as a going concern and place it on a dissolution status for technical bankruptcy in accordance with the Commerce Code. The plans of management to overcome this situation are described in Note 3 to the financial statements, which do not include any adjustment relating to the recovery and classification of the amounts of assets or the amounts and classification of liabilities that might be required if the Company could not continue developing its operations as a going concern.

11. As mentioned in Note 30 to the consolidated financial statements, in year 2001 Avianca S.A. assumed in the name of SAM an account payable in favor of British Aerospace in the amount of $36.133 millions. This account payable, which balance as of December 31, 2003 reached the sum of $18.206 millions, constitutes a contingent liability for SAM whose value and demandability shall depend on the contractual compliance assumed by Avianca.

12. As explained in Notes 2 and 28 to the consolidated financial statements, in accordance with Law 788 of 2002 the Company and its subsidiaries recorded inflation adjustments on their Inventories with effect from January 1, 2003. Consequently, the balance of Inventories as of December 31, 2003 includes inflation adjustments of $4.670 millions causing a decrease in the loss before taxes for the year 2003 of this amount.

13. This report originally issued in Spanish, has been translated into English for the convenience of non-Spanish speaking readers.

/s/ Ismael Duque Montenegro
------------------------------
ISMAEL DUQUE MONTENEGRO
Statutory Auditor
Professional Card 3270 - T

March 3, 2004.

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS)

ASSETS                                                                             2003                       2002
CURRENT:

     Cash and cash equivalents (Note 5)                                      $    95.254.520            $    53.022.900
     Debtors (Note 6)                                                            187.613.560                145.985.414
     Deferred (Note 7)                                                            20.091.671                 14.298.717
                                                                             ---------------            ---------------

       Total current assets                                                      302.959.751                213.307.031
                                                                             ---------------            ---------------

INVESTMENTS (Note 11)                                                                636.669                    460.642

DEBTORS - NET (Note 6)                                                            14.553.862                 12.735.765

DEPOSITS (Note 8)                                                                127.913.932                 80.682.078

INVENTORIES (Note 9)                                                              46.479.608                 48.636.889

PROPERTY, PLANT AND EQUIPMENT - NET (Note 10)                                     74.841.927                 81.838.623

INTANGIBLES (Note 12)                                                            451.421.640                482.463.579

DEFERRED (Note 7)                                                                127.579.811                 98.573.737

OTHER ASSETS (Note 13)                                                               585.900                 18.130.540

VALUATIONS (Note 22)                                                              58.957.770                 58.718.630
                                                                             ---------------            ---------------

TOTAL ASSETS                                                                 $ 1.205.930.870            $ 1.095.547.514
                                                                             ---------------            ---------------

MEMO ACCOUNTS (Note 23)
  DEBITS                                                                     $ 1.743.392.108            $ 1.602.181.040
                                                                             ---------------            ---------------

  CONTRA CREDITS CONTROL                                                     $ 1.036.279.406            $ 1.091.270.557
                                                                             ---------------            ---------------

The attached notes are an integral part of the financial statements

The undersigned, legal representative and accontant, certify that we have previously verified the statements contained in these financial statements and they have been accurately taken from the accounting books

/s/ Francisco Mendezg     /s/ Eduardo Velencia      /s/ Ismael Duque Montenegro
---------------------     --------------------      ---------------------------
  FRANCISCO MENDEZG       EDUARDO VELENCIA          ISMAEL DUQUE MONTENEGRO.
Legal Representative         Accountant                Statutory Auditor
                           T.P. No. 3717-T              T.P. No 3270-T
                                                     (see opinion attached)

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS)

LIABILITIES AND SHAREHOLDERS' EQUITY                             2003               2002
CURRENT LIABILITIES
   Financial obligations (Note 14)                         $   106.239.659    $    24.546.453
   Suppliers (Note 15)                                         276.667.122        126.235.706
   Accounts payable (Note 16)                                  130.548.705        113.790.645
   Taxes, encumbrances and rates (Note 17)                      22.921.578         21.985.484
   Labor obligations (Note 20)                                  18.584.249         24.581.258
   Estimated liabilities and provisions (Note 18)              200.687.247        166.673.072
   Income received in advance (Note 21)                        121.221.745         91.044.076
   Other liabilities (Note 19)                                   6.843.269         11.857.183
                                                           ---------------    ---------------

          Total Current Liabilities                            883.713.574        580.713.877
                                                           ---------------    ---------------

LONG-TERM LIABILITIES
   Financial obligations (Note 14)                              47.167.901        109.391.396
   Suppliers (Note 15)                                         204.154.196        178.584.187
   Labor obligations (Note 20)                                 444.648.418        240.861.089
   Others liabilities                                                   --             64.458
                                                           ---------------    ---------------

          Total long-term liabilities                          695.970.515        528.901.130
                                                           ---------------    ---------------

          Total liabilities                                  1.579.684.089      1.109.615.007
                                                           ---------------    ---------------

MINORITY INTEREST                                               (5.086.342)        (2.804.766)

SHAREHOLDERS' EQUITY (Note 22)

   Capital stock                                                 7.437.086          7.437.086
   Capital surplus                                             900.604.103        911.424.224
   Reserves                                                      4.260.098          4.261.371
   Accumulated losses                                         (976.242.772)      (905.700.644)
   Net loss for the period                                    (340.708.972)       (71.999.131)
   Revaluation of equity                                       (22.874.389)       (15.305.051)
   Valuation surplus                                            58.857.969         58.619.418
                                                           ---------------    ---------------

          Total shareholders' equity                          (368.666.877)       (11.262.727)
                                                           ---------------    ---------------

          Total liabilities and shareholders' equity       $ 1.205.930.870    $ 1.095.547.514
                                                           ===============    ===============

MEMO ACCOUNTS (Note 23)
   CREDITS                                                 $ 1.036.279.406    $ 1.091.270.557
                                                           ===============    ===============

   CONTRA DEBITS CONTROL                                   $ 1.743.392.108    $ 1.602.181.040
                                                           ===============    ===============

The attached notes are an integral part of the financial statements

The undersigned, legal representative and accountant, certify that we have previously verified the statements contained in these financial statements, and same have been accurately taken from the accounting books.

/s/ Francisco Mendezg      /s/ Eduardo Velencia      /s/ Ismael Duque Montenegro
---------------------      --------------------      ---------------------------
  FRANCISCO MENDEZG          EDUARDO VELENCIA          ISMAEL DUQUE MONTENEGRO.
Legal Representative            Accountant                Statutory Auditor
                              T.P No. 3717-T               T.P. No 3270-T
                                                        (see opinion attached)

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF RESULTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS, EXCEPT THE NET LOSS PER SHARE)

                                                             2003                2002
OPERATING INCOME:
  International tickets                                $  841.378.326      $  787.771.136
  Domestic tickets                                        684.239.912         609.297.281
  Postal and mailing service                              138.936.066         119.920.186
  Related activities                                       57.486.736          54.119.439
                                                       --------------      --------------

    Total gross operating income                        1.722.041.040       1.571.108.042
  Less: Discounts                                           4.595.096          10.396.747
                                                       --------------      --------------

    Total net operating income                          1.717.445.944       1.560.711.295

OPERATING COSTS AND EXPENSES

OPERATING COSTS:
  Salaries, fringe benefits and others                    150.569.769         153.913.293
  Equipment leasing and others                            179.810.753         247.927.453
  Insurance                                                40.869.365          59.040.244
  Airport facilities and others                           142.041.577         134.275.602
  Fuel                                                    267.542.247         208.044.065
  Maintenance flight and airport equipment (Note 24)      259.982.246         237.144.958
  Services to passengers                                   45.542.908          45.670.764
  Fees, general services and sundry                       111.324.573         138.640.556
                                                       --------------      --------------

    Total operating costs                               1.197.683.438       1.224.656.935
                                                       --------------      --------------

  Gross profit                                            519.762.506         336.054.360
                                                       --------------      --------------

OPERATING EXPENSES OF:
  Sales (Note 25)                                         386.677.500         350.791.054
  Administration (Note 26)                                 76.068.566         105.673.153
  Depreciations and amortizations and provisions           87.025.904          73.839.856
                                                       --------------      --------------

                                                          549.771.970         530.304.063
                                                       --------------      --------------

    Operating loss                                        (30.009.464)       (194.249.703)
                                                       --------------      --------------

NON-OPERATING INCOME:
  Dividends and participations                                                      1.892
  Equity method                                              (635.728)          3.908.507
  Gain in the sale of assets, recoveries and
    others (Note 27)                                       71.935.825         258.632.517
  Monetary correction (Note 28)                            17.906.282          10.428.267
  Financial                                                47.246.735          49.227.262
                                                       --------------      --------------

    Total non-operating income                            136.453.114         322.198.445
                                                       --------------      --------------

NON-OPERATING EXPENSES
  Financial - Interest and commissions                     65.765.112          85.018.694
  Financial - Difference in exchange                           62.488          50.331.107
  Others (Note 29)                                        244.452.765          17.168.236
                                                       --------------      --------------

    Total non-operating expenses                          310.280.365         152.518.037
                                                       --------------      --------------

RETIREMENT PENSIONS:
  Payments                                                 28.578.024          27.131.212
  Provision                                               108.027.625          18.138.534
                                                       --------------      --------------

   Total retirement pensions                              136.605.649          45.269.746
                                                       --------------      --------------

    Net loss before income tax                           (340.442.364)        (69.839.042)
                                                       --------------      --------------

Provision income tax:
  Current year                                              2.556.475           1.036.267
                                                       --------------      --------------

    Total income tax (Note 17)                              2.556.475

MINORITY INTERES                                           (2.289.867)          1.123.822
                                                       --------------      --------------

Net loss for the period                                $ (340.708.972)     $  (71.999.131)
                                                       ==============      ==============

Net loss per share                                     $        (0.46)     $        (0.10)
                                                       ==============      ==============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A - AVIANCA S.A.
AND ITS SUBSIDIARES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS)

                                                                    CAPITAL SURPLUS
                                                       ---------------------------------------------------------
                                           CAPITAL      CAPITAL SURPLUS
                                            STOCK         PREMIUM ON            SURPLUS            TOTAL
                                          (NOTE 22)    PLACEMENT OF STOCK      GOODWILL           SURPLUS
BALANCES JANUARY 1, 2002                  6.393.922      $  687.229.168      $ 119.160.637     $ 806.389.805

     Cancellation operating accounts              -                   -                  -                 -
     Valuation surplus                            -                   -                  -                 -
     Subscribed and paid-in capital       1.043.164
     Premium in placement of stock                          102.143.314                          102.143.314
     Reserval of goodwill                                                       (1.130.000)       (1.130.000)
     Inflation adjustment
     Loss for the period
     Movement of the period                       -           4.331.601           (310.496)        4.021.105
                                          ---------      --------------      -------------     -------------
BALANCES DECEMBER 31, 2002                7.437.086         793.704.083        117.720.141       911.424.224

     Cancellation operating accounts
     Reserval of goodwill                                                       (9.594.457)       (9.594.457)
     Inflation adjustment                                             -                                    -
     Loss for the period                                              -                                    -
     Movement of the period                                  (1.225.664)                          (1.225.664)
                                          ---------      --------------      -------------     -------------
BALANCES DECEMBER 31, 2003                7.437.086      $  792.478.419      $ 108.125.684     $ 900.604.103
                                          =========      ==============      =============     =============

                                                                           RESERVES
                                         ---------------------------------------------------------------------------
                                            RESERVE OF       RESERVE OF                 PROTECTION
                                            RENEWAL OF         FUTURE         LEGAL      ASSETS FOR        TOTAL
                                         FLYING EQUIPMENT   DISTRIBUTION     RESERVE      RESERVE        RESERVES
BALANCES JANUARY 1, 2002                   $  4.632.085      $    2.036    $   427.873     $ 51.254     $  5.113.248

     Cancellation operating accounts                  -               -              -            -                -
     Valuation surplus                                -
     Subscribed and paid-in capital
     Premium in placement of stock
     Reserval of goodwill
     Inflation adjustment
     Loss for the period                              -                                           -                -
     Movement of the period                    (581.220)                      (265.957)      (4.700)        (851.877)
                                           ------------                    -----------     --------     ------------
BALANCES DECEMBER 31, 2002                    4.050.865          2.036         161.916       46.554        4.261.371

     Cancellation operating accounts                                                 -            -                -
     Reserval of goodwill                                                            -            -                -
     Inflation adjustment                             -                              -            -                -
     Loss for the period                              -                              -            -                -
     Movement of the period                      (1.208)                           (50)         (15)          (1.273)
                                           ------------      ---------     -----------     --------     ------------
BALANCES DECEMBER 31, 2003                 $  4.049.657      $   2.036     $   161.866     $ 46.539     $  4.260.098
                                           ============      =========     ===========     ========     ============

                                                                                                                          TOTAL
                                          ACCUMULATED          LOSSES OF         REVALUATION         VALUATION        SHAREHOLDER'S
                                            LOSSES             THE PERIOD         OF EQUITY           SURPLUS            EQUITY
BALANCES JANUARY 1, 2002                $  (627.096.942)     $ (283.550.500)    $  (17.553.653)    $  63.728.867     $  (46.575.253)

     Cancellation operating accounts       (283.550.500)        283.550.500                  -                 -                  -
     Valuation surplus                                                                       -        (5.010.237)        (5.010.237)
     Subscribed and paid-in capital                                                          -                 -          1.043.164
     Premium in placement of stock                                                           -                 -        102.143.314
     Reserval of goodwill                                                                    -                 -         (1.130.000)
     Inflation adjustment                                                            1.791.344                 -          1.791.344
     Loss for the period                              -         (71.999.131)                 -                 -        (71.999.131)
     Movement of the period                   4.946.798                   -            457.258           (99.212)         8.474.072
                                        ---------------      --------------     --------------     -------------     --------------
BALANCES DECEMBER 31, 2002                 (905.700.644)        (71.999.131)       (15.305.051)       58.619.418        (11.262.727)

     Cancellation operating accounts        (71.999.131)         71.999.131
     Reserval of goodwill                             -                                                        -         (9.594.457)
     Inflation adjustment                             -                             (7.569.338)                -         (7.569.338)
     Loss for the period                              -                                                        -       (340.708.972)
     Movement of the period                   1.457.003                                                  238.551            468.617
                                        ---------------      --------------     --------------     -------------     --------------
BALANCES DECEMBER 31, 2003              $  (976.242.772)     $ (340.708.972)    $  (22.874.389)    $  58.857.969     $ (368.666.877)
                                        ===============      ==============     ==============     =============     ==============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS)

                                                                               2003               2002
SOURCE OF FUNDS

OPERATIONS:

  Net loss for the period                                                $  (340.708.972)   $    (71.999.131)
  Depreciation                                                                14.157.118          11.692.681
  Provision for investments                                                       33.452             433.026
  Provision and write offs for iventories - Net                                1.166.943           1.064.544
  Recovery of provision for investments                                                -            (980.160)
  Provision and write offs for property, plant and equipment - Net            (1.179.478)
  Recovery of property, plant and equipment on takinga physical                        -         (17.671.390)
  Unrealized exchange difference on investments                                        -             (39.966)
  Amortization of deferred charges                                            27.350.541          42.145.701
  Amortization of intangibles                                                 24.388.746                   -
  Monetary correction - Net                                                  (17.906.282)        (10.428.267)
                                                                         ---------------    ----------------

  Working capital provided by the operations                                (292.697.932)        (45.782.962)

  Disposal of investments - Net                                                        -           1.087.642
  Disposal of property, plat and equipment - Net                               6.365.382          34.134.967
  Disposal of other assets                                                    17.544.344                   -
  Decrease in long-term debtors                                                        -         338.332.075
  Decrease in inventories                                                      5.660.228          12.210.107
  Decrease the crease in valuations                                                    -          11.459.794
  Increase in long-term suppliers                                             25.570.009          59.637.731
  Increase in other liabilities                                                        -              12.906
  Increase in consolidated severance pay                                       2.938.099           2.149.907
  Increase in retirement pensios                                             200.849.230                   -
  Increase in social capital for capitalizations                                       -           1.043.164
  Increase in valuations surplus                                                 238.551
  Increase in the premium for placement of stock for capitalizations                   -         105.034.419
  Increase in revaluation of equity                                                    -           3.846.975
  Decrease in retained losses                                                  1.457.003           4.979.248
                                                                         ---------------    ----------------

     Total source of funds                                                   (32.075.086)        528.145.974
                                                                         ---------------    ----------------

APPLICATION OF FUNDS

  Addicion to investments                                                       (110.540)           (277.155)
  Increase in debtors                                                         (1.818.097)                  -
  Increase in long-term deposits                                             (47.231.854)        (25.058.730)
  Additions to property, plant and equipment                                  (9.024.521)        (35.107.830)
  Addition to deferred charges                                               (54.057.141)        (37.298.301)
  Addition to intangibles                                                     (2.941.264)       (341.651.934)
  Addition to other assets                                                             -         (17.501.344)
  Increase in valuations                                                        (239.140)                  -
  Decrease in long-term financial obligations                                (62.223.495)         (7.894.203)
  Decrease in retirement pensions                                                      -         (91.127.773)
  Decrease in other liabilities                                                  (64.459)
  Decrease un minority interest                                               (2.281.576)         (3.218.099)
  Decrease uin capital surplus                                                (1.225.664)
  Decrease in reserves                                                            (1.273)           (851.876)
  Decrease in equity in                                                          (52.868)                  -
  Decrease in surplus for appraisals                                                   -          (5.109.448)
                                                                         ---------------    ----------------

     Total application of funds                                             (181.271.892)       (565.096.693)
                                                                         ---------------    ----------------

DECREASE IN WORKING CAPITAL                                              $  (213.346.978)   $    (36.950.720)
                                                                         ===============    ================

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION (CONT.)
(IN THOUSANDS OF COLOMBIAN PESOS)

                                                                                   2003                  2002
Analysis of the changes in working capital

Current assets:

   Cash                                                                       $  42.231.619         $   18.073.699
   Debtors                                                                       41.628.146              2.230.896
   Deferred                                                                       5.792.954            (27.374.762)
                                                                              -------------         --------------

     Total current assets                                                        89.652.719             (7.070.167)
                                                                              -------------         --------------

Current liabilities:

   Financial obligations                                                         81.693.206            (21.936.496)
   Suppliers                                                                    150.431.416             31.025.517
   Accounts payable                                                              16.758.060             44.916.897
   Taxes, encumbrances and rates                                                    936.094              7.564.562
   Labor obligations                                                             (5.997.009)           (45.740.242)
   Estimated liabilities and provisions                                          34.014.175             56.053.005
   Income received in advance                                                    30.177.669            (33.166.592)
   Other liabilities                                                             (5.013.914)            (8.836.098)
                                                                              -------------         --------------

     Total current liabilities                                                  302.999.697             29.880.553
                                                                              -------------         --------------

DECREASE IN WORKING CAPITAL                                                   $(213.346.978)        $  (36.950.720)
                                                                              =============         ==============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES
CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS)

                                                                           2003               2002
CASH FLOWS IN OPERATING ACTIVITIES:
Net loss for the year                                                 $(340.708.972)      $ (71.999.131)
  Adjustments to reconcile the net profit with
  the net cash provided by operations:
  Depreciation                                                           14.157.118          11.692.681
  Provision for investments                                                  33.452             433.026
  Recovery of provision for investments                                           -            (980.160)
  Recovery of commercial severance pay                                            -         (17.581.253)
  Provision and write offs for portfolio -Net                            26.870.266           2.314.592
  Provision and write offs for  inventories -Net                          1.166.943           1.064.544
  Provision and write offs for property, plant and equipment
   - Net                                                                 (1.179.478)                  -
  Recovery of property, plant and equipment in taking a
   physical                                                                       -         (17.671.390)
  Amortization of deferred charges                                       27.350.541          42.145.701
  Amortization of intangibles                                            24.388.746
  Retirement pensions                                                   151.221.889        (112.193.447)
  Monetary correction - Net                                             (17.906.282)        (10.428.267)
  Unrealized exchange difference on investments                                   -             (39.966)
  Unrealized exchange difference on financial obligations                   397.292          18.022.924
  Net gain on disposal of investments                                             -            (122.146)
  Net loss on disposal of property,                                         867.461           4.760.301
  Reclassification of financial obligations to suppliers                 (7.036.646)                  -
  Variation in shareholder's equity for effect in the
   consolidation                                                         (1.865.827)           (353.200)
  Changes in the assets and liabilities that provided (used) cash:
    Debtors                                                             (70.316.509)        351.367.840
    Deposits                                                            (47.231.854)        (25.058.730)
    Inventories                                                           5.660.228          12.210.107
    Deferred                                                            (59.850.095)         (9.923.539)
    Intangibles                                                          (2.941.264)       (341.651.934)
    Other assets                                                         17.544.344         (17.501.344)
    Valuation surplus                                                      (239.140)         11.459.794
    Suppliers                                                           176.001.425          90.663.248
    Accounts payable                                                     16.758.060          44.916.897
    Taxes, encumbrances and rates                                           936.094           7.564.562
    Labor obligations                                                    (3.058.910)        (43.590.335)
    Retirement pensions                                                  49.627.341          21.065.674
    Estimated liabilities and provisions                                 34.014.175          56.053.005
    Income received in advance                                           30.177.669         (33.166.592)
    Other liabilities                                                    (5.078.373)         (8.823.192)
                                                                      -------------        ------------
CASH PROVIDED BY OPERATING
  ACTIVITIES                                                             19.759.694         (35.349.730)
                                                                      -------------        ------------
CASH FLOW FROM INVESTING
  ACTIVITIES:
  Additions to investments                                                 (110.540)           (277.155)
  Addition to property, plant and equipment                              (9.024.521)        (35.107.830)
  Disposal of investments                                                         -           1.209.788
  Disposal of property, plant and equipment                               5.497.922          29.374.666
                                                                      -------------        ------------
CASH USED IN INVESTMENT
  ACTIVITIES                                                             (3.637.139)         (4.800.531)
                                                                      -------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in financial obligations                                      52.438.357          51.024.940
  Payments of financial obligations                                     (26.329.292)        (98.878.563)
  Increase in capital stock for capitalizations                                               1.043.164
  Increase in the premium on issue of stock for capitalizations                             105.034.419
                                                                      -------------        ------------
CASH (PROVIDED) USED IN FINANCING
  ACTIVITIES                                                             26.109.065          58.223.960
                                                                      -------------        ------------
NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                                   42.231.620          18.073.699
                                                                      -------------        ------------
CASH AND CASH EQUIVALENTS:
  AT BEGINNING OF YEAR                                                   53.022.900          34.949.201
                                                                      -------------        ------------

  AT END OF YEAR                                                      $  95.254.520       $  53.022.900
                                                                      =============        ============

The attached notes are an integral part of the financial statements.

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA S.A. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(IN THOUSANDS OF COLOMBIAN PESOS AND THOUSANDS DOLLARS; EXCEPT AS OTHERWISE INDICATED)

1.    OPERATIONS

      Aerovias Nacionales de Colombia S.A. - Avianca, is a corporation established on December 5, 1919 with a period of duration of 100 years. Its main purpose is the commercial exploitation of air transportation services of all types and airmail services in all forms under Colombian law. Additionally, the Company is dedicated to the exploitation of the commercial, technical and scientific applications of civil aviation.

      The General Assembly of Shareholders of the Company in an extraordinary meeting held on August 16,2002, minutes No. 30, authorized the cancellation of the inscription of its shares in the National Registry of Securities and Middlemen and in the Colombian Stock Exchange. With resolution No. 0824 of October 29, 2002 from the Superintendence of Securities the cancellation of the inscription of the securities of Aerovias Nacionales de Colombia S.A. - Avianca in the National Registry of Securities and Middlemen is authorized.

      CONSOLIDATION PRINCIPLES - The consolidated financial statements include the accounts of Aerovias Nacionales de Colombia S.A. Avianca S.A. and its subsidiaries, that comply with the following features.

            When more than 50% of the capital belongs to the parent company, directly or through middlemen or with the cooperation of is subordinates or with the subordinated of the latter.

      - When the parent company and the subsidiaries have, jointly or separately, the right to issue the votes that constitute the minimum deciding majority in the maximum social organ, or have the number of votes necessary to elect the majority of the members of the Board of Directors.

            When the parent, directly or through or with the cooperation of the subsidiaries, for the reason of an act or transaction with the held company or with its partners, exerts certain dominant influence on the decisions of the organs of the management of the Firm.

      All the accounts and significant transactions carried out among these Companies have been eliminated in the consolidation.

      PRESENTATION BASES - The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Colombia. The companies considered in he consolidation process are the following: Aerovias Nacionales de Colombia S.A. - Avianca S.A.,

      Sociedad Aeronautica de Medelin Consolidada S.A. Sam S.A., Corporacion de Viajes Coviajes Ltda. and Avianca Inc.

      The amount of the assets, liabilities, shareholders' equity and results for the period of the Company and subsidiaries included in the consolidation corresponding to the year 2003 is the following:

                                                                                         RESULTS FOR THE
                                         ASSETS        LIABILITIES        EQUITY              PERIOD
Aerovias Nacionales de Colombia
  S.A., Avianca S.A.                 $164.433.658    $1.463.580.205   $ (299.146.547)    $(309.717.859)

Sociedad Aeronautica de Medellin
  Consolidada S.A., Sam S.A.           90.239.684       109.159.422      (18.919.738)      (45.165.017)

Corporacion de Viajes Coviajes
  Ltda.                                    27.132            14.400           12.732              (262)

Avianca Inc.                          121.146.810       100.854.544       20.292.266           (79.394)

2.    SUMMARY OF THE MAIN ACCOUNTING POLICIES

      The accounting records of the Company and subsidiaries follow the accounting principles generally accepted in Colombia prescribed by Decrees 2649 and 2650 of 1993 and other complementary rulings, some of which are summarized below:

      a. Monetary unit - In accordance with legal provisions, the monetary unit used by the Companies is the Colombian peso.

      b. Recognition of income and commissions -Any revenues for transportation tickets sold and pending use, are classified as income received in advance until the time of their use.

            There are also recognized as income those tickets that have not been used in a lapsed time equal to or more than one year, or that for tariff regulation have lost their validity (Expired Tickets).

            Income originated from other sales and maintenance services are recognized during the contractual period or when the services are rendered.

            As from the year 2003, non-operating income from penalties were reclassified to operating income.

      c. Investments - Negotiable investments of fixed income are recorded at cost and valued through the accrual of yields. negotiable investments of variable income and those permanent ones of non-holding entities are valued at cost adjusted for inflation.

            The provision represents the amount considered as necessary to cover any eventuality that may be present for devaluation in the caption of investments.

      d. Provision for debtors - Represents the amount estimated as necessary to give adequate protection against losses in normal credits.

      e. Deposits - Includes deposits given in guarantee to lessors of aircraft in compliance with lease contracts. It additionally includes the advances delivered as commercial severance. As from the year 2002 the Company changed the method of recording advanced payments to agencies and agents for commercial severance, recording them as an advances receivable and not as an expense of the period.

      f. Inventories - Valued at historical cost not exceeding the replacement value or sale in the market, adjusted for inflation as of January 1, 2003, in accordance with rules on the matter. Cost is determined at the average cost. On the basis of those materials that present a turnover lower than five years, a provision is recorded for protection of inventories against obsolescence and slow movement.

      g.    Deferred -

            Prepaid expenses - They are mainly commissions on the sale of domestic and international tickets, insurance premiums, advanced interest, fees, leases and subscriptions that are amortized in accordance with the use of the ticket, the life of the policies, the contract or the time it is expected to receive the service, whenever occur.

            Deferred charges - Mainly comprise the costs incurred in studies and research for projects, such as income control (RAPID), total solution (SAP), reinventing the airline and Chapter 11 (C-11) and costs incurred in the acquisition and implementation of new systems of information, bonuses and expenses generated in the process of integration of Alianza Summa, improvement to leased property among others; which are amortized over the term of the expected benefit.

            It additionally includes the deferred income tax generated by the effect of the temporary differences between books and taxes in the treatment of certain items.

            Deferred charges related to the structuring of the Company as well as the deferred charges for the process of integration of Alianza Summa are to be amortized at the time the process of Chapter 11 ends; for budget effects it is estimated that this process shall be terminated in March 2004.

      h. Intangibles - Intangible assets comprise: i) the trust of administration, guarantee and source of payment created to guarantee the retirement pensions of the land personnel; and ii) the goodwill, originated by definite acquisitions, or appraisals effected by a price higher than the value in the books of the entity or business. Recorded goodwill is being reversed over a term of four years, thus:
            1% in 2002, 8% in 2003, 21% in 2004 and 70% in 2005. Goodwill
            acquired is amortized in a period of 10 years and 3 years, by the straight-line method.

            Property, plant and equipment - Net - Are recorded at cost adjusted for inflation and depreciated on the basis of the straight-line method over the estimated useful lives generally accepted in Colombia for accounting purposes. The annual rates of depreciation used are the following: buildings 5%, fleet and flight equipment 15% and 10%, furniture and fixtures and machinery and office equipment 10%; vehicles and computer equipment 20%. The Company does not estimate any residual value for its assets because it considers this is not relatively important, the assets are therefore being depreciated in full. Repair and maintenance expenses are charged to results as they are incurred.

            Financial lease contracts with and without purchase option - In accordance with the legal rules in force, the rental paid in development of the financial lease contracts for planes with purchase option, for complying with the legal requirements and for being international leasing, are charged directly to the expenses of the period based on the terms of the contracts. The rights of the contracts are recorded in memo accounts. Once the purchase option is exercised the assets are recorded in property, plant and equipment for the value of the option.

      k. Valuations - These correspond to the differences existing between: the realization value determined by appraisals of recognized technical value and the net value per books of the properties, plant and equipment, adjusted for inflation.

            These valuations are recorded in separate accounts within the assets, and as a surplus for valuations, the latter being not capable of distribution. Devaluations of assets are recorded directly in the statement of results as expenses for the period.

            Labor obligations - The liability corresponds to the obligations that the Company has for legal and extra-legal benefits for its employees.

      m. Retirement pensions - Represents the present value of all the future monthly payments that the Company must pay to those employees who completed or shall complete certain legal requirements with respect to age, time of service and others, determined on the basis of the actuarial studies that the company obtains annually, according to the provisions of the rules in force.

      n. Maintenance costs -Based on the technical standards established by the industry, the Company provisions the cost to be incurred in the future for maintenance services and major repairs of aircraft, Boeing 757, 767, MD83 and Fokker 50. The provision is recorded with a charge to results in function of the hours flown during the period. The costs of minor and routine services to maintain in operation the above-mentioned fleet are recorded directly as expenses.

            The Company makes monthly payments to lessors in order to cover the major part of the major future costs of maintenance and repair services as a higher value of the rent, on the basis of the hours flown and liquidated in the terms of the lease contracts and are taken to expense in the respective period.

      o. Mileage recognition - The Company does not provision the value of the mileage; the value of the liability is recognized and controlled in the memo accounts to the value of one peso per mile. When the passenger redeems these rights the ticket for the route required is issued and would only represent a revenue for the Company in case of acquiring additional miles. The expense is recognized only for the concept of service on board and when the passenger travels by other Companies with which there are agreements.

      p. Provision for contingencies - For the year 2003 the Company took the decision of making provision for financial stabilization for the total probable contingencies for labor, commercial, civil and criminal litigation. (Note 19).

      q. Provision for income tax - The Company determines the provision for income tax on the basis of earnings at the rates specified in the taxation rulings, or on the basis of the presumptive income method.

            Foreign currency - The transactions and balances in foreign currency are translated into Colombian pesos at the representative market rate, certified by the Banking Superintendence.

            The exchange difference resulting from debts in foreign currency for the acquisition of inventories and property, plant and equipment is capitalized in such assets until these be in conditions of sale or use. The exchange difference originated in accounts receivable or payable not related to inventories or fixed assets is taken to results.

            The exchange rate used to adjust the resulting balance in U.S. Dollars at December 31, 2003 and December 31,2002 was $2.778,21 (pesos) and $2.864,79 (pesos) per USD 1, respectively.

      s. Inflation adjustments - Non-monetary assets and liabilities, with the exception of the inventories up to the year 2002 and the shareholders' equity, with the exception of the valuations surplus, are adjusted to recognize the effects of inflation, using adjustment percentages determined on the basis of the variation of the consumer price index. (6,12% for the year 2003 and 7,03% for the year 2002). The monetary correction thus determined is included in the results for the period.

            In conformity with the principles that govern the inflation adjustments in Colombia, such adjustments do neither include the inflation occurred up to December 1991, nor require that the comparative financial statements presented along with financial statements of subsequent dates, be restated in updated currency.

            As from the year 2003, in accordance with the Provisions of Law 788 of 2002, the Company records inflation adjustments on its inventories. Up to December 31, 2002 the inflation adjustment was not required.

      t. Net loss per share - It is determined on the basis of the weighted average of shares outstanding during the period.

      u. Cash equivalents - For the purposes of presentation in the statement of cash flows, the Company classifies in the caption of cash equivalents, investments with maturity of three months or less counted as from the date of their original issuance.

      v. Accounting estimates - The preparation of financial statements in conformity with the generally accepted accounting principles requires that the Management makes some estimations and assumptions that affect the amounts reported on assets, liabilities, income and expenses reported during the period.

      w. Memo accounts - Include rights and contingent responsibilities, as well as differences between the accounting and fiscal figures.

      x. Reclassifications - Some figures of the financial statements for the year 2002 were reclassified for comparative purposes and are presented under denominations of the accounts indicated in the Standard Chart of Accounts.

      y. Translation of financial statements - The financial statements of the foreign subsidiary are translated into Colombian pesos, before initiating the consolidation process, in accordance with the accounting principles applied in Colombia. The figures of the balance sheet are translated at the closing exchange rate, with the exception of the equity that is translated at historical rates, and the figures of the statement of results are translated at the average exchange rate.

3.    GOING CONCERN

      In order to respond to the situation created by the financial difficulties that the Company, product of the deep crises of the industry, Avianca and its affiliate in the United States - Avianca Inc. presented on March
      21, 2003 a petition to take advantage of the protection of Chapter 11 of the U.S. Bankruptcy Code (C-11). The process permits, under a framework of legal protection, to restructure debt with creditors maintaining the normal course of business, while an advance is made in the financial and operating reorganization and operational that make viable the permanence of the business concern.

      As it is common in these processes under the legislation of the United States at the closing of the year 2003 the South District Court of New York had granted to the Company four extensions of the exclusivity period, so that the Administration be the only in charge of presenting the reorganization plan. This right has been maintained by the enterprise, thanks to the progress in the restructuring plan, which have generated a positive change in the operating results.

      Given the compliance with the partial goals within the process and that there does not exist a limit for the requests for extension of the period of exclusivity, the Airline obtained at the beginning of the year 2004 a new extension of this right.

      At the closing of the year 2003 and 2002, Avianca and its subsidiaries recorded accumulated losses of($1.316.951.744) and ($977.699.775), loss of the period of($340.708.972) and

      ($71.999.131), the negative equity was in the order of($368.666.877) and ($1.262.727) and the working capital presented a decrease of ($213.346.978).

      ACTION PLAN OF THE ADMINISTRATION - 'Flight Plan of The Transformation'

      Several internal and external factors have made that the Company presently be in a transition phase, amongst which we must emphasize:

      Liquidation of the company Aerolineas Centrales de Colombia S.A. Aces S.A.
      - After analyzing the information about the general condition of the Companies, the developments of the process of restructuring carried on, its financial position and the various alternatives to face the situation, the Assembly of Shareholders that met in the city of Medellin on Wednesday the 20th of August 2003, took the decision of liquidating the company Aerolineas Centrales de Colombia S.A. - ACES S.A.

      Supported by management's report, in spite of the efforts and alternatives explored to save the Company, the Assembly of Shareholders' determination became the most convenient alternative, in the framework of the social responsibility as businessmen.

4.    INTEGRATION PROCESS

      ALIANZA SUMMA - The operational integration agreed among the companies Avianca, Sam and Aces, in development of the integration agreements entered into the majority shareholders of Avianca and Aces and which was approved by the Civil Aeronautics, is not understood as automatically completed for the fact of the Aces liquidation ordered by the Assembly of Shareholders last August 20, 2003.

      Since the integration agreements between the shareholders continue in force, the basic operating agreements that were the support of Alianza among the three companies, namely, the Memorandum of Operating Understanding, the Charter Contract and the Shared Code Agreement shall be liquidated in front of Aces and temporarily will maintain their validity in relation to Avianca and Sam, unless the Civil Aeronautics demands its modification or definite termination. Thus, Avianca and Sam that continue operating domestically and internationally.

      The mark Alianza Summa prevails as a mark-umbrella during this stage of transition and until a decision is taken in this respect.

      FLIGHT PLAN OF THE TRANSFORMATION -For the whole Organization the present period marks great operating, financial and of service repositioning challenges.

      For that, the Company - Through the Flight Plan of the Transformation
      - carries on actions that permit confronting the situation and come out strengthened, assuring its survival, solidity, competitiveness, service and consolidation of the human talent:

      With the aim of achieving its solidity, the Company has carried out important actions and secured achievements in:

            Optimization of the practices of revenue management.

            Redesign of the network toward the routes and more profitable frequencies.

            Renegotiation of fleet rents.

            Rationalization of the cost structure.

            Restructure of the financial liabilities.

      - Cash management in order to provide liquidity and meet the commitments.

      It is worth noting that in the framework of the restructuring process the Company is carrying on under the protection of the C-11 important achievements have been reached:

      - Legal protection for the operating restructuring and the Avianca's balance sheet.

      - Return of planes without significant penalties and reductions of already 50% in the amount of the aircraft monthly rents.

      - Transformation of route network in order to achieve more efficient and profitable itineraries.

      - Consolidation of the fleet through the reduction and simplification of 7 to 4 types of fleet and return of 19 aircrafts.

      -     Organizational redesign with a rigorous work in four key fronts
            - major contracts, routes, processes and human talent - seeking to be more agile and productive and obtain significant reductions in costs.

      - Conservation of the route network of Alianza Summa, with the prior approval of the Civil Aeronautics to operate the routes that Aces was operating before its liquidation.

      - "Oxigeno" Project for the reduction of costs that has achieved compliance in more than double the goals proposed at the beginning of the year.

      - Continuity in the projects initiated since May 2002 such as alliances and shared-code agreements with important international airlines, external services through Assistance(R), homologation of airport procedures and fitting of technological systems.

      The Company maintains its policy of sure, punctual, warm and profitable service aimed toward securing the loyalty of its clients.

      The Flight Plan points out the priorities valued by clients at the time of making use of the security, compliance and satisfaction with the service. For that purpose efforts are aimed toward the development of projects that permit:

            Maintaining the highest standards of Security.

            Continuing as leaders in punctuality.

            Innovate in products and services.

            To be the airline preferred by Colombians.

      About human Talent the Company works in the consolidation of a winner human team, committed, enthusiastic and recognized for its culture of service and focused toward results.

5.    CASH AND CASH EQUIVALENTS

                                              2003              2002
a) Cash (1)                               $41.963.229       $ 12.284.725

b) Investments
   Wachovia                                23.282.860                  -
   The Bank of New York (2)                14.148.961         36.237.428
   Banco Tequendama (3)                    10.279.370                  -
   Custom Bond                                      -          2.177.240
   Bancafe Internacional (4)                1.908.700            464.168
   Fiducomercio                             1.290.954              1.570
   Bank of America                                  -            983.371
   Companias Profesionales de Bolsa           767.536
   Fidugraria S.A.                            713.603                  -
   Union Planters                                   -            710.290
   Fiduciaria La Previsora                    358.210            110.976
   Exporcredit Colombia S.A.(5)               280.262
   Corporacion Financiera Colombiana S.A.     150.407
   Fiduciaria Santander Investment Trust       29.280             29.280
   Ultrabursatiles                             47.768
   Corredores Asociados                        20.174             14.083
   Banco Superior                              12.300                  -
   Other minor ones                               906              9.769
                                          -----------       ------------

Total                                     $95.254.520       $ 53.022.900
                                          ===========       ============

(1) Upon decision by the Court of New York, in Colombia resources should be maintained to cover the expenses corresponding to 7 days, excesses must be transferred to the dollar accounts in the United States. In Banco Bogota account No.165010554, the Company has a Stand By constituted for USD51,000 whose maturity date is July 21, 2004.

(2) Fiducia (Master Trust) that manages the revenues from the sale of tickets abroad with credit cards, a modality that commenced operating during the year 2002. This investment is supporting the financial obligations with the same bank. As of December 31, 2002 the bank withheld this cash and redeemed it in the month of February 2003. By the end of year 2003 the balance is withheld due to restrictions of Chapter 11.

(3) This corresponds to cash withheld by governmental Provisions in Caracas Venezuela.

(4)   This corresponds to a CDT with quarterly renewal.

(5)   Given as guarantee for temporal import of a Fokker 50.

6.    DEBTORS

                                                            2003             2002
Domestic clients (1)                                    $ 54.903.366    $  52.496.922
Foreign clients (2)                                       55.490.063       46.214.080
Accounts receivable, Clearing House (3)                   15.516.954       19.057.515
Accounts receivable, Aces (4)                             37.246.851                -
Prepayments and advances (5)                              26.729.394        7.484.425
Tax advances and contributions (6)                        10.932.232        7.053.871
Employees                                                  1.051.647        1.548.975
Insurance claims (7)                                         344.324        5.128.157
Accounts receivable, outsiders (4)                         4.034.341       12.049.959
Sundry debtors (8)                                        41.748.184       26.429.998
                                                        ------------    -------------

Subtotal                                                 247.997.356      177.463.902

Less: Provision for debtors                               45.829.934       18.742.723
                                                        ------------    -------------

Subtotal                                                 202.167.422      158.721.179
                                                        ------------    -------------
Long-term portion:
Employees                                                    440.272          685.806
Accounts receivable, outsiders (4)                        14.113.590       12.049.959
                                                        ------------    -------------

Long-term portion                                         14.553.862       12.735.765
                                                        ------------    -------------

Current portion                                         $187.613.560    $ 145.985.414
                                                        ============    =============


(1) Corresponds to accounts receivable from offices, travel agencies, general agents and domestic legal entities.

(2) Corresponds to accounts receivable from offices, travel agencies, general agents and legal entities abroad.

(3) Corresponds to accounts receivable through the Clearing House directly and to other Companies for use of tickets, cargo and services.

(4) Corresponds to accounts receivable from Aces for the operation (Domestic and foreign lnterlinea and other services related to the operation) and tickets issued by Aces, which are honored by Avianca since August 2003 for the amount of $17 thousand millions. This amount is Provisioned in full.

(5)   Corresponds to:

Prepayments and advances to suppliers (*)               $  20.569.670    $7.092.847
Prepayment and advances to contractors (**)                 4.491.106        66.552
Prepayment and advances to suppliers of Avianca Inc.                -             -
Prepayment and advances others                              1.668.618       352.026
                                                        -------------    ----------

                                                        $  26.729.394    $7.484.425
                                                        =============    ==========

      (*) Basically corresponds to prepayments made to Fuel suppliers. Furthermore prepayments were made to some of the suppliers of Chapter eleven (C11), among the suppliers there is Serdan.

      (**) Basically corresponds to the prepayments made to Civil Aeronautics for collection of airport rates.

(6)   Corresponds to:

                                                             2003             2002
Withholding tax at source                               $  6.815.076     $   477.355
VAT withheld                                               1.159.912       6.173.273
Industry and Commerce Tax withheld                           396.266       1.016.978
Others - overages, advances and withholdings               2.560.978        (613.735)
                                                        ------------     -----------

                                                        $ 10.932.232     $ 7.053.871
                                                        ============     ===========

(7) Corresponds to a claim to Colseguros in the amount of $3.969.825, for the anticipated installments for the months of April and May of the aviation policy, originated in the termination of same. This amount was offset with Colseguros per transaction agreement signed on October 31, 2003; to this date such agreement is pending authorization by the Court of New York.

(8)   Corresponds to:

Income receivable - P.C.A. dividends                    $  1.083.462   $ 1.083.462
Income receivable - interest deposits on Boeing planes         1.841       103.582
Income receivable - services (*)                           7.713.896     6.610.277
Income receivable - Leases                                   122.260       118.569
Income receivable - sale of assets                           235.236     3.632.969
Reserves of maintenance G.E. Capital Services             10.939.020    11.288.178
Interest receivable retirement pensions trust (**)        17.033.434
Others                                                     4.619.035     3.592.961
                                                        ------------   -----------

Total                                                   $ 41.748.184   $26.429.998
                                                        ============   ===========

      (*) Corresponds to collections for utilities, gauging of equipment, miles, participation Deskubra leaflets, land assistance, maintenance services, stamp taxes.

      (**) Corresponds to interest of the year 2003, originated by the loan to Valores Bavaria, which were recorded by Fiduciaria La Previsora for the payment of the land Provisions only up to year 2004.

The movement of the Provision for portfolio that covers the risk of uncollectible for the accounts receivable trade, was the following:

Begining balance                                        $ 18.484.772   $16.428.131
Write offs                                                (8.998.506)   (2.861.918)
Provision                                                 36.343.668     5.176.510
                                                        ------------   -----------

Total Provision for debtors                             $ 45.829.934   $18.742.723
                                                        ============   ===========

7.    DEFERRED

                                                             2003         2002
Current - Prepaid expenses
  Commissions (1)                                       $  9.618.980   $ 12.298.673
  Services                                                   143.208
  Fees (2)                                                   918.543         58.768
  Insurance and bonds (3)                                  8.571.422      1.416.966
  Leases                                                     606.396        393.507
  Subscriptions                                              202.244        130.803
  Others                                                      30.878
                                                        ------------   ------------

Total                                                   $ 20.091.671   $ 14.298.717
                                                        ============   ============
Long term - Deferred charges:
  Work in progreSs (4)                                  $  2.655.830   $ 17.266.711
  Special bonuses (5)                                     13.840.447     12.093.333
  Alianza Summa (6)                                        4.274.935      5.044.784
  Computer programs (7)                                    2.022.006      3.444.568
  Leasehold improvements (8)                               3.298.207      4.021.015
  Deferred income tax (9)                                 50.000.000     50.000.000
  Studies, research and projects (10)                     38.129.922
  Licenses                                                   435.001
  Major services and of reserves flight eqt. (11)          6.491.599
  Third party repairs                                        357.833              -
  Others                                                      43.279         50.200
  Inflation adjustments                                    6.030.752      6.653.126
                                                        ------------   ------------

Total                                                   $127.579.811   $ 98.573.737
                                                        ============   ============


(1) The balance reflected in this caption corresponds to all those commissions that have been cancelled or discounted through selling reports and that as of the date the service has not yet been rendered.

(2) Corresponds to advisory services for maintenance of the SAP system and brokerage for Insurance Intermediation to AON RE.

(3) The increase presented corresponds to the installments of the civil liability policy for the period of the year 2004.

(4) Made up by the various acquisition costs and implementation of new systems of information, such as:

Project SAP     Amortization began as from January 2000 for a period of 5 years        $1.559.570
Project Prov V  Amortization started as from January 2002 for a period of 3 years         535.837
Project Nas     In process of assembly                                                    560.423
                                                                                       ----------

                                                                                       $2.655.830
                                                                                       ==========

(5) Delivered to collaborators separated from the Company for the effects of the integration of Alianza Summa, began amortization as from January 2003 for a period of five (5) years.

(6) Constituted by the costs and expenses for the organization and launching of project "Alianza Summa". Started amortization as from January 2003 for a period of five (5) years.

(7) Made up by all the rights on software and licenses owned by the Company, acquired to expedite the processes and optimize the information systems, amortization was started for a period of three (3) years from the time of their acquisition.

(8) Includes the fitting of installations and corporate offices as in the areas of service to client, complying with parameters of occupational health, comfort and security generating better quality of life ad attention to our travelers. Amortization started as from January 2003 for a period of five (5) years.

(9) To this date the Company has registered $50.000 millions relating to one part of the tax for recovery in the future by the amortization of accumulated fiscal losses. As mentioned in Note 3 to the financial statements, the Administration of the Company considers that all the necessary measures have been taken that permit the realization of this asset in the future.

(10) Made up by the various acquisition and implementation costs of the following projects:

Oxygen                            $   190.736
Total solution - SAP                8.549.865
Control of Income                   1.447.730
Alianza Aerol Americana               525.584
Fleet negotiation and planning        239.185
Chapter 11 - C11 (*)               27.176.822
                                  -----------

                                  $38.129.922
                                  ===========


      (*) As of December 31, 2003 there were recorded as deferred the costs for fees incurred with the lawyers advisors in the Court of New York with Chapter 11.

(11) Expenses generated by the delivery of one B767 N535 plane to Ansett World Wide Aviation Services, relating to the indirect damages for the anticipated return of the aircraft in the amount of USD2.500.000 which shall be amortized in 22 installments as from the month of November 2003.

                                  BLANK SPACE

8.    DEPOSITS

                                                                                2003                         2002
          ENTITY                       CONCEPT                        DOLLARS            COL         DOLLARS          COL
Agencies and Agents (1)     Commercial Severance Pay                USD       -    $  27.245.377   USD           $ 21.395.325
Iata Clearing House (2)     On guarantee                                 12,000       33.338.520
G. E. Capital Services      On guarantee
                            MD-83. B-757. B-767 & kit                     4,385       12.183.840        3,298       9.446.645
Pegasus Aviation Inc.       On guarantee B-757                            3,375        9.376.459        3,205       9.181.652
Airplane                    On guarantee MD-83. B-757 and turbine         3,144        8.734.970        3,144       9.007.186
American Express            On guarantee B-757                                -                -        2,599       7.444.332
Anssett Worldwide Aviation  On guarantee MD-83. B-757. B-767              2,602        7.229.616        2,101       6.019.660
Fokker Aircraft B.V.        On guarantee Fokker 50. tools                 1,274        3.540.147        1,724       4.939.627
Stanley B. Burns            On guarantee                                    787        2.186.451        1,212       3.472.125
International Lease
Finance Corp.               On guarantee B-757                            1,000        2.778.210        1,000       2.864.790
Customs Bond                On guarantee                                    910        2.528.171            -               -
Rolls Royce                 On guarantee Motor B-757                        695        1.929.942          715       2.048.325
Pratt & Whitney             On guarantee Motor MD-83                        550        1.528.015                            -
CIT Aerospace               On guarantee Motor B-757                        655        1.819.728          445       1.274.832
ARC                         On guarantee                                    450        1.250.194            -               -
Icelandair                  On guarantee B-757                              350          972.373
Bank Of America             On guarantee                                    343          953.651
Aircraft Services (ASIG)    On guarantee                                    270          750.117
Aeronautica Civil (3)       On guarantee Svs Apto                             -        1.200.000
Ferreteria Industrial S.A.  On guarantee Embargo                                       1.281.580
Eucardo Garcia              On guarantee Embargo                                       1.200.000
Yitral Textil Ltda.         On guarantee Embargo                                         444.410                            -
Municipality de             On guarantee Embargo                                         395.318                            -
Barranquilla
Others (4)                                                                             5.046.843                    3.587.579
                                                                                   -------------                 ------------

Total                                                               USD  32,790    $ 127.913.932   USD 19,443    $ 80.682.078
                                                                    ===========    =============   ==========    ============

      (1) Corresponds to amount delivered to the agencies and general agents in an anticipated way such as commercial severance pay, which is liquidated and paid in a monthly manner along with the sales commissions, in accordance to the contracts signed with them.

      (2) Deposits required by IATA Clearing House as payment guarantee to travel agencies, which is to be refunded 10 days after emerging from Chapter 11.

      (3) Deposits required by the Civil Aeronautics in order to guarantee the airport services related to C-11.

      (4) These amounts represent deposits for plane safety, in guarantee, Deskubra plans and of security.

                                  BLANK SPACE

9.    INVENTORIES

                                                        2003             2002
Materials, parts and accessories (1)               $ 56.857.209     $ 60.345.089
Inventory of service to passengers                    3.212.722        3.178.945
Purveyors and others                                  3.153.117        2.523.085
Inventories in transit                                1.039.147        3.451.981
Inflation Adjustments (2)                                     -                -
                                                   ------------     ------------

Subtotal                                             68.508.760       69.499.100
                                                   ------------     ------------

Less - Provision for obsolescence                    22.029.152       20.862.211
                                                   ------------     ------------

Total                                              $ 46.479.608     $ 48.636.889
                                                   ============     ============

The movement of the provision for obsolescence was the following:

Beginning balance                              $ 20.862.211         $ 13.642.609
Write offs                                        5.513.159              361.738
Provision for the year                            6.680.100            7.581.340
                                               ------------         ------------

Total                                          $ 22.029.152         $ 20.862.211
                                               ============         ============

      (1) The Company granted guarantees with Aerocivil by virtue of the business trust contract in guarantee entered into with Fiduifi S.A. for an amount of USD2.015.873.

      (2) The balance of inflation adjustments at year 2002 in the amount of $14.018.019 was recorded as higher value of the inventory and for the year 2003 the calculation of the inflation adjustment was started on the basis of regulatory decree 416 of the tax reform of the year 2003.

10.   PROPERTY, PLANT AND EQUIPMENT-NET

Flight equipment (1)                            $  169.758.935    $  164.162.936
Land                                                   640.602           709.897
Buildings (2)                                        4.860.593         4.630.272
Machinery and equipment (3)                         29.883.527        27.731.831
Office equipment (4)                                11.912.433        11.357.850
Computer equipment                                  28.009.251        25.098.175
Medical equipment                                       68.786            63.485
Vehicles                                             2.811.920         2.913.830
Property. plant and equipment in transit             3.033.809         2.840.610
                                                --------------    --------------

Subtotal                                           250.979.856       239.508.886
                                                --------------    --------------

Accumulated depreciation                          (176.137.929)     (157.670.263)
                                                --------------    --------------

Total                                           $   74.841.927    $   81.838.623
                                                ==============    ==============

      (1) The fleet and air equipment mainly corresponds to the inflation adjusted cost of the components of the flight equipment in operation. The company granted guarantees to Aerocivil by virtue of the business trust contract in guarantee entered into with FIDUIFI S.A. for an amount of USD 1,126,034. SAM has on the land and buildings as of the date of the purchase-sale promise for $469 million pesos signed with Valores Bavaria.

      (2) As guarantee to the debt the Company has with DIAN, there were delivered 38 immovables for a commercial amount of $19.217.484.

      (3) The Company determined not to insure the machinery and equipment, considering that these do not represent casualty risks such as collisions, robberies, etc. For their robust contexture, since their carcass has a minimum of 1/2 inch of width, such equipments are the paymovers and tractors, which displace themselves at a maximum speed of 20 k/h. in the airport areas.

      (4) Additionally, the Company has fixed assets in the amount of $7.6 millions on consignment with the General Agent in London.

11.   INVESTMENTS

                                                       2003              2002
Permanent investments:
  Savia Ltda.                                      $    275.000     $     275.000
  Stichting "Sita Inc Foundation"                       578.249           236.087
  Helicol S.A. (1)                                    1.754.370         1.655.967
  Other foreign companies                                64.876            64.876
  Other investments                                     143.856           136.028
    Provision for protection of investments          (2.179.682)       (1.907.316)
                                                   ------------     -------------

                                                   $    636.669     $     460.642
                                                   ============     =============

      1) As of December 31, 2003 and 2002, the value of the Company investment in sociedad Helicopteros Nacionales de Colombia S.A.
            - Helicol is provisioned in full, due to the difficult financial situation of the issuer.

12.   INTANGIBLES

Goodwill formed (1)                 $ 108.436.180    $ 118.030.637
Goodwill acquired (2)                     702.273          702.273
Management trust (3)                  342.283.187      363.730.669
                                    -------------    -------------

                                    $ 451.421.640    $ 482.463.579
                                    =============    =============

      (1) Corresponds to the valuation of the Deprisa Internacional and Deskubra businesses for a value of $119.161 millions. according to technical appraisal performed by a specialized Firm During the years 2003 and 2002 there were reversed $9.594 and $1.130 respectively against the capital surplus, respectively, equivalent to an 8% and a 1% (see Note 2; in order to comply in a term of up to 4 years for the reversion of the balances recorded as such, it is stipulated in external circular No. 003 of 2002 of the Superintendence of Securities.

      (2) In the year 2002 the Savia investment was capitalized in the amount of $702 millions represented in 275.000 shares, investment that shall be amortized in a period of 3 years.

      (3) Corresponds to the autonomous equity created with Fiduciaria La Previsora for an amount of $350.000 millions in order to guarantee the payments to land pensioned persons through the irrevocable transfer of all the active economic rights that may be derived from the open pledge contract with holding of shares of Sociedad de Inversiones Fenicia S.A. entered into with Valores Bavaria S.A. (debtor Bavaria S.A. as co-debtor) and Aerovias Nacionales de Colombia S.A.- AVIANCA S.A. (creditor) in the aforementioned amount.

13.   OTHER ASSETS

                                          2003            2002
Assets with Colseguros (1)            $   18.124     $ 17.573.145
Art and Culture Property                 566.849          557.395
Other minor ones                             927
                                      ----------     ------------

Total                                 $  585.900     $ 18.130.540
                                      ==========     ============

      (1) Corresponds to the refund which Avianca has a right to of the amount that Colseguros must transfer to reinsurers for the cancellation of the aviation policies as from April 30, 2002. This amount shall be credited to the premiums of the period that began on November 18, 2002 and will end on November 17,2003 (Note 19). The Company formalized a transaction agreement with Colseguros for the adjustment of said balance, agreement that is still pending approval by the Court of New York.

14.   FINANCIAL OBLIGATIONS

      The Company has maintained during the years ended December 31, 2003 and 2002, obligations for approximately $54.004.270 and $44.666.260 respectively, mainly consisting of promissory notes and trust commitments. On such obligations annual interest was paid in an average of the 11,75% for the obligations in foreign currency and DTF TA plus additional points between a 2.00% and a 10,80% for the domestic obligations. The DTF TA rate passed from the 7,38% in December 2002 to 7,92% in December 2003, of which as of December 2003 and December 2002 are accrued interest of $42.785 and $93.543, respectively.

                                  BLANK SPACE

                            FORM OF           FINAL        AMOUT      INTEREST     ACRREUED
        ENTITY              PAYMENT          MATURITY       USD         RATE       INTEREST           2003            2002
Domestic:
  Valores Bavaria            P.V.            31/03/04                   DTF+2%       558,838    $   5.923,575   $   5.923.575
  Banco de Bogota            M.V.            02/04/06                   DTF+7%     4.626.506       31.211.963      31.211.963
  Others (1)                                                                                        7.921.348       6.790.119
Foreign:
    Service                  S.V.            31/01/08       2.376           9%                                      6.806.081
  The Bank of New
    York                     S.V.            24/12/05      29.044       11.75%     7.592.544       56.953.790       83.206.11
  Primeother                 P.V.            30/06/04      13.500      Libor+7                     37.505.834
  Federacion cafeteros       P.V.            30/06/04       5.000      Libor+7                     13.891.050
                                                                                                -------------   -------------
Subtotal                                                                                          153.407.560     133.937.849
                                                                                                -------------   -------------

Current portion                                                                                   106.239.659      24.546.453
                                                                                                -------------   -------------

Total long term                                                                                 $  47.167.901   $ 109.391.396
                                                                                                =============   =============

      The maturity of the obligations in the following years is thus:

           OBLIGATIONS
           IN DOMESTIC        OBLIGATIONS IN FOREIGN
            CURRENCY               CURRENCY                  TOTAL
2005      $16.227.784      USD 10.659     $ 29.614.164   $ 45.841.948
2006        1.325.953               -                       1.325.953
          -----------      ----------     ------------   ------------
          $17.553.737      USD 10.659     $ 29.614.164   $ 47.167.901
          ===========      ==========     ============   ============

      (1) Corresponds to: - Obligations with Banco Colpatria for $2.000.000, which shall be paid per month due at a rate of the DTF+6% and its final maturity shall be September 2003, - Obligation with the Banco Superior for $3.437.035 which is paid by quarter due at a rate of the DTF+8% and its final maturity date is in June 2004-Obligation with Serfinanzas for $641.550, which is paid per semester due at a rate of DTF+ 10,8% and its final maturity is in June 2004. -Obligation with Ifileasing for $726.771 which shall be payable after the month is due at a rate of the DTF+8% and its fma1 maturity is in August 2005 and Expocredit de Colombia $1.115.993 which is paid per year due at a rate of 8% and its final maturity is on December 18, 2004.

      These obligations were acquired for working capital and are guaranteed by trust commission and promissory notes; in the case of the obligation contracted with The Bank of New York it is guaranteed with the assignment of the rights derived from the collections of sales for credit cards in the United States while such obligation lasts.

                                   BLANK SPACE

15.   SUPPLIERS

                                            2003              2002
Domestic suppliers (1)                $  110.572.852     $   62.828.312
Foreign suppliers (2)                    368.936.816        235.721.699
Interline billing (3)                      1.311.650          6.269.882
                                      --------------     --------------
Total                                    480.821.318        304.819.893

Long term (4)                            204.154.196        178.584.187
                                      --------------     --------------

Short term                            $  276.667.122     $  126.235.706
                                      ==============     ==============

      (1) The Domestic Suppliers with the major importance are: DIAN, ACES, Exxon Mobil de Colombia and Valores Bavaria,

      (2) The Foreign Suppliers with the major importance are: Aircraft lessors, maintenance aircraft suppliers and foreign fuel suppliers.

            Domestic and foreign suppliers increased because the Company on taking refuge in Chapter 11 before the Court of New York, leaves the domestic and foreign accounts payable frozen that were generated before March 21, 2003. Some payments have been made to critical suppliers of the operation in Colombia and in foreign countries upon prior authorization from the U. S. Court of Bankruptcy, New York South District. The most representative debts are:

                                                             2003

Pegasus Aviation Inc.                      USD 6.385     $18.340.955
G.E.Capital Aviation Services                  6.702      19.490.157
Exxon Mobil de Colombia S.A.                       -      10.909.116
Administrative Unit Tax Direction                  -      10.502.002
Pratt & Whitney Eagle Services                 7.180      20.528.064
Alfa Romeo Avio-Fiat Avio                      3.101       9.161.323
Israel Aircraft Industries                     2.721       8.571.103
Valores Bavaria S.A.                               -       8.053.062
Aerolineas Centrales de Colombia               2.487      14.478.012
Ansett World Wide Aviation Services            1.856       5.361.007

      (3) Interline billing are all those accounts payable that are generated with other airlines.

      (4)   A break up of the long-term suppliers is the following:

                                   BLANK SPACE

                                                         2003                           2002
G .E. Capital Aviation Service                USD 22.953    $ 63.768.164     USD 24.970    $ 71.535.142
Wasserstein Limited                               15.277      42.442.434              -
Debis Air-Finance B.V.                            11.624      32.294.024         12.826      36.744.107
Ansett World Wide Aviation Services                7.902      21.953.645          8.037      23.023.343
Valores Bavaria S.A.                                   -      18.872.818              -      18.751.961
Aerfi Group PLC                                    5.159      14.332.631              -
P.C.A. S.A.                                            -       3.353.964              -       3.353.964
British Aerospace Inc. (First Secur) (a)           1.109       3.080.626          6.355      18.206.498
Babcock & Brown (Alps-94)                              -               -            975       2.792.426
Inversiones Cromos S.A.                                -       2.721.298              -       2.691.298
Red Colombia S.A.                                      -         573.388              -         573.388
Empresa Colombiana de Telecomunicaciones                         432.625                        432.625
Caracol Television S.A.                                          257.376                        257.376
Inmobiliaria Aguila S.A. (b)                                           -                         71.202
Fokker Services V.B. Technical SVCS                                    -                         30.000
Petroleum Aviation and Services S.A.( c)                               -                        120.857
Primer Air Ltda.                                                  71.203                              -
                                                            ------------     ----------    ------------

                                              USD 64.024    $204.154.196     USD 53.163    $178.584.187
                                              ==========    ============     ==========    ============

            (a) On June 27, 2001 a restructuring agreement was signed between the Company Avianca S.A. and the supplier of the flight equipment RJ-100. As a result of this agreement it was established that the total liabilities with this supplier reached an amount of USD 17.722.335 for rent, interest and two promissory notes signed at the time of returning the flight equipment. British Aerospace negotiated the promissory note with Dresdner Kleinwort Wasserstain Limited; the debt as of December 2003 is of USD 16.628.684.24 including interest.

            (b)   The debt with Inmobiliaria Aguila was assumed by Primer Air
                  Ltda.

            (c) In the year 2002 the debt with Petroleum Aviation and Services S.A. was assumed by Valores Bavaria.

      During the year 2002 renegotiations were made with the entities: Grupo Ansett, Grupo Gecas, Grupo Pegasus, lessors of the flight equipment to extend the term of the contract up to six (6) months for payments and reduction of the leases for the same time.

                                  BLANK SPACE

16.   ACCOUNTS PAYABLE

                                                        2003            2002
Interest payable (1)                               $  16.531.231   $  44.121.401
Withholding tax                                       11.832.630      11.291.937
Costs and Expenses payable                             7.615.698       9.455.065
Accounts payable to Contractors                        5.938.384       7.460.988
Accounts payable insurance                            13.563.140       4.600.036
Accounts payable, fees                                11.587.334       3.581.436
Withholdings and payroll contributions                 3.240.516       2.400.203
Accounts payable Chapter 11 (2)                       45.170.354
Other accounts payable (3)                            15.069.418      30.879.579
                                                   -------------   -------------

Total corto plazo                                  $ 130.548.705   $ 113.790.645
                                                   =============   =============

(1). The most representative supplies of accounts payable. interest as of December 31st, are the following:

Wassertein Perrela & Co (a)                         $    684.584   $  18.206.498
Caja de Auxilio y Prestaciones ACDAC "CAXDAC" (b)      4.141.952      16.281.741
Valores Bavaria S.A. (b)                                 936.617       5.293.538
Pratt & Whitney Eagle Services                                 -       1.005.633
Bank of the New York (c)                               4.981.876
Banco de Bogota (c)                                    4.518.210
P.C.A.                                                   217.700         145.369
Inversiones Cromos                                       310.526         242.215
Others                                                   739.766       2.946.407
                                                    ------------   -------------

Total                                               $ 16.531.231   $  44.121.401
                                                    ============   =============

            (a) For the year 2003 the debt of Wasserstein Perella & Co. was reclassified to Accounts payable, long term.

            (b) Debts with Valores Bavaria and others were reclassified to accounts payable, Chapter 11 (C-11).

            (c) Interest and obligations with The Bank of New York and Banco de Bogota, were accrued, and these have not been cancelled for restriction of Chapter 11 (C-11).

            Restructure agreement - As part of the restructure long-term agreement with foreign creditors, it was agreed to restructure in the same terms the debts for services that existed with those related with the group Valores Bavaria S.A.

            The value of the definite capital for the long-term suppliers for the Companies related to the group Valores Bavaria S.A. was of $23.910 millions, which term for their cancellation is of 7 years counted as from February 1, 2001 with a grace period for contributions to capital of 4 years, counted as from February 1, 2001 that extends up to January 31, 2005 As from the fifth year and at the maturity of the respective semester, as of July 31, 2005 and each 31st day of January and 31st day of July until their payment in full, shall be paid in equal installments of credit to Capital. The rate of remuneratory interest in pesos is equivalent to a 9% per year in dollars for year due of 365 days. The interest for the first year, that is, from February 1, 2001 thru January 31, 2002, were capitalized and became a higher value of the definite capital; interest for the second year were paid by due semester, the first payment being on July 31, 2003 and thereafter, each 31st day of January and each 31st day of July, until the date of its total payment.

            The debt contracted with Petroleum Aviation Services was transferred by Valores Bavaria S.A. as from May 2002, with respect to the debt that existed with Vise Ltda. Such debt was transferred in a 95% to Valores Bavaria S.A., and the 5% to Inmobiliaria Aguila S.A., as from May 1, 2002. With respect to the debt that existed with Serdan S.A. and Mision Temporal S.A. it was transferred to Valores Bavaria in full with effect on October 11, 2002.

            Restructuring Agreement Sam S.A. -As part of the long term restructuring agreement with foreign creditors, it was agreed to restructure under the same terms the debts for services that might exist with related companies to the group of Val ores Bavaria S.A. The payment term is of7 years, counted as from February 1, 2001, with a grace period that extends up to January 31, 2005.

      (2) In taking refuge in Chapter 11 before The Court of New York, the Company leaves frozen the domestic accounts payable and the foreign accounts payable that were generated before March 21, 2003. Some payments have been made to suppliers critical of the operation in Colombia and abroad, prior authorization from the U.S. Court of Bankruptcy of the South District of New York, the most representative debts being:

Caja de Auxilios and Prestaciones Caxdac                    12.527.448
Administrative Special Unit of the National Treasury        11.176.991
Oag Worldwide                                                1.283.751
Lasa S.A.                                                    1.202.058
Aerosucre S.A.                                               1.066.833
Sabreinc                                                     1.024.491
Pros Revenue Management Inc.                                   922.460
McCann Ericson Corporation S.A.                                683.388
Coopava Cooperativa de Trabajadores                            682.798
The Bank of New York                                           669.085

            (*) The Court of New York has been approving payments to some direct suppliers necessary for the development of the business purpose of the Company.

      (3) Corresponds to accounts payable for transportation of luggage and flight services, among others.

17.   TAXES, ENCUMBRANCES AND RATES

                                         2003            2002
Sales tax payable                   $ 13.111.296     $  9.944.031
Industry and Commerce Tax              2.427.834        2.167.950
Other taxes payable (1)                7.382.448        9.873.503
                                    ------------     ------------
Total                               $ 22.921.578     $ 21.985.484
                                    ============     ============

      (1) Corresponds to the sales tax generated and recovered from abroad and which was analyzed and adjusted against the recovery of other costs and expenses.

      Through resolution 900009 of June 11, 2003 the Direction of National Taxes and Customs, Barranquilla Office, prior compliance with the legal obligations, granted the Company a faciliy of payment to cancel the pending obligations for sales tax (VAT) returns, withholdings at source, customs penalties and their respective interest. The debt at that date was the sum of $21.015.587, giving a term of 33 months as from the month of June 2003. As guarantee, there were delivered 38 immovables for an amount of $19.217.484 and an insurance policy for an amount of $7.000.000. As of December 31, 2003 the Company has fulfilled timely with the payment of the installments of the payment facility and with the new tax obligations acquired after such facility was granted.

      INCOME TAX For the years 2003 and 2002 the Company did not calculate any income tax due to the fact that the liquid fiscal equity for the prior years, basis for the calculation of the presumptive income, is negative.

      At December 31st the income tax returns are open for the taxable years 2002 and 2001, as well as the withholding tax returns and sales tax since the year 2001 to date. At this time, the income tax returns for the years 2002 and 2001 are being reviewed by the tax authorities and would become firm on September 4, 2005 and September 5, 2004 respectively. Likewise, the declaration of tax on sales for the 5th period of 2001 is being reviewed. For years 2003 and 2002 the Company calculated the provision for income tax taking as the base the presumptive income on the liquid equity of the immediately prior year.

      The SAM S.A.'s income tax returns have been reviewed by the fiscal authorities or the term for carrying out such review has expired for all the tax returns up to the year 1998. The income tax relating the taxable year 1999 was corrected by the Company on April 2002, renewing its term for review; that correction did not generate any penalty whatsoever, inasmuch as the tax payable was not modified, and it continued being zero. The declaration of the taxable year 2000 and 2001 is in the process of taxation inspection on the part of the Direction of Taxes and National Customs - DIAN.

      The Company considers that in case of amendment of those declarations the statements of results shall not be affected, inasmuch as any additional value of taxable income or decrease in costs and deductions shall be offset with a greater deduction of prior period losses.

                                  BLANK SPACE

18.   ESTIMATED LIABILITIES AND PROVISIONS

                                                   2003              2002
Maintenance (1)                              $   82.559.347    $  64.143.534
Insurance (2)                                       611.432       29.633.565
Fiscal obligations (3)                           40.204.943       38.101.944
Facilities                                        7.213.533        6.569.203
Contingencies (4)                                13.895.472        4.627.880
Communications                                    4.704.559        4.072.497
Hotel services                                    1.593.549        3.469.114
Landings                                          2.604.547        2.977.392
Services to passengers                            2.428.158        1.548.026
Distribution systems and reserves (5)             2.852.716        1.943.258
Legal expenses                                      416.732        1.364.209
Labor (6)                                        22.347.163
Extraordinary expenses (7)                        6.555.497          588.808
Others (8)                                       12.699.599        7.633.642
                                             --------------    -------------

Total                                        $  200.687.247    $ 166.673.072
                                             ==============    =============

      (1) For the year 2003 the Company recognizes the costs of the maintenance services and major repairs in accordance with the hours flown during the period. Minor and rutinary costs of services in order to maintain the fleet in operating conditions are recognized at the time of the service.

      (2) In the year 2002 there was recorded the Provision of invoices for extra-premiums of the policies of Civil Liability and of hulls for the months of October, November, like all the policies of the December operation; at the same time the contingency to Colseguros was recorded for premium at short term, which is in the process of negotiation with respect of the demandability of same and the eventual paymet agreement (Note 14). During October 2003 the Company signed a transaction agreement with the Aseguradora Colseguros, in order to credit and cross these amounts with the accounts receivable; nevertheless to this date it is pending approval by the Court of New York.

      (3) Corresponds to the Provision that the Company has estimated, for the higher value taken as discountable, between the tariff of the tax on sales charged (10%) and the tariff of the sales tax discounted (16%). With Law 788 of December 27, 2002, the sales tax rate for sale of air tickets was unified in 16%.

      (4) Corresponds to the Provision of the total of probable contingencies for labor, commercial, civil and criminal litigation. Likewise there is recorded a Provision for USD 750,000 corresponding to the penalty for narcotics in the United States.

      (5) Relates to the accounts payable for the months of June, July and August pending billing for this concept.

      (6) Provision effected for the pension titles of the ISS that were not redeemed.

      (7) Relates to the Provision for the negotiation in the refund of fleet with ILFC, which shall be renegotiated within Chapter 11.

      (8) Relates to the bonuses for flexible salary of the management personnel of the Company, which is still pending definition and approval by the Count of New York, on Chapter 11, provision for surveillance services in New York and Miami from January to October 2003 pending billing.

19.   OTHER LIABILITIES

                                                    2003                 2002
Prepayments and advances received (1)           $   713.569        $   3.623.110
Deposits received (2)                             3.637.615            3.762.190
Income received for third parties (3)             2.492.085            4.471.883
                                                -----------        -------------

Total                                           $ 6.843.269        $  11.857.183
                                                ===========        =============

      (l) Prepayments and advances received from clients, their decrease is due to the termination of the promotion Tuti Fruti flight plans by Bavaria,

      (2) Relates to Deposits given as guarantees of contracts for the future purchase of immovables entered into with Bavaria in the amount of $3.637.597.

      (3) Relates to the collection of airport rates especially in the bases of Madrid and Miami, and the exit taxes and stamp tax toward foreign countries.

20.   LABOR OBLIGATIONS

Consolidated serverance pay (1)                     $   6.370.656          $    8.722.837
Pensions payable                                          186.878
Interest on severance pay                                 708.036                 994.730
Consolidated vacations                                  6.586.634               7.757.694
Retirement pensions (2)                               438.452.826             237.603.596
Extra-legal fringe benefits                             8.218.317               9.676.116
Salaries payable                                        2.655.470
Others                                                     53.850                 687.374
                                                    -------------          --------------

Subtotal                                              463.232.667             265.442.347
                                                    -------------          --------------

Labor obligations, current portion                     18.584.249              24.581.258
                                                    -------------          --------------

Labor obligations, long term                        $ 444.648.418          $  240.861.089
                                                    =============          ==============

(1) Consolidated severance pay
    Law 50 of 1990                                  $   1.970.595          $    4.494.014
    Former legislation                                  4.400.061               4.228.823
                                                    -------------          --------------

    Total consolidated severance pay                $   6.370.656          $    8.722.837
                                                    =============          ==============

    Less: short-term current portion                $     175.064          $    5.465.344
                                                    -------------          --------------

    Consolidated severance pay, long term           $   6.195.592          $    3.257.493
                                                    =============          ==============

(2) Retirement pensions
    Land personnel:
    Present value future retirement pensions (*)    $  304.847.998         $    308.708.430
                                                    --------------         ----------------

    Pensions to be amortized                           (66.940.583)             (71.218.621)
                                                    --------------         ----------------

    Subtotal                                           237.901.415              237.489.809
                                                    --------------         ----------------

(*) For the year 2003 and 2002 the value of the pensional titles is recorded within this account of 176 and 205 active employees of the Company (Flight Attendants), in the amount of $52.439.977 and $61.444.234, respectively. This caption also records the value of 146 pensioned personnel in charge of the Company in the amount of $11.088.173. Additionally, within the present value future retirement pensions there are 2.769 pensioned personnel in charge of Valores Bavaria with an actuarial reserve of $292.966.262.

Retirement pensions
Flight personnel, pilots and copilots (1)
Present value future retirement pensions (*)              $   415.679.254    $   317.963.251
                                                          ---------------    ---------------

Retirements pensions to be amortize                          (147.233.592)      (260.130.567)
                                                          ---------------    ---------------

Effective transfers under Caxdac                              (67.900.251)       (57.718.897)
                                                          ---------------    ---------------

Subtotal                                                      200.545.411            113.787
                                                          ---------------    ---------------

Total provision for retirement pensions                   $   438.452.826    $   237.603.596
                                                          ===============    ===============

      (*) Within this account there is recorded the value of the pensional titles of 237 pilots with an amount of $31.195.380.

            The payments for retirement pensions to pilots and co-pilots, covered with the special regime of transition are effected through Caja de Auxilios and of Prestaciones ACDAC (CAXDAC), with the funds the Company transfers to it.

            In conformity to article 21 of Law 797 of January 29, 2003, Avianca reduced 36,5 and SAM 47,4 percentual points from the percentage of accumulated amortization up to the year 2001, The effect of this reduction in the percentage of accumulated amortization implied the reversal of $80.596 millions corresponding to the liability amortized for retirement pensions up to the year 2001, and $36.763 millions of the expense for the year 2002. During the year 2003 there was recorded as non-operating expense the amount of the reversal of retirement pensions in the amount of $117.359 millions, originated on the interpretation of Law 797 of January 2003.

            The amounts to be transferred include, in addition to future transfers, any amounts of money that as of the date of issuance of the Law may have not been transferred and the interest accrued thereon.

            In accordance with the above, the Companies, must have the 100% of their obligation for pensions amortized in the year 2002. At December 31, 2002 the amount amortized reflects the changes in the law. the Court declared article 21 of Law 797 unenforceable, remaining in force decrees 1282 and 1283 of 1994.

            Likewise, on January 13, 2003 the Colombian government issued Decree 051, whereby article 77 of Decree 2649 of 1993 is amended with the paragraph 4, indicating that economic entities other than those supervised by the Banking Superintendence that have complied with the amortization obligations of the actuarial calculation, in the manner provided in this article, may as from the financial statements cut at December 31, 2002, distribute the percentage to be amortized of their actuarial calculation up to the year 2023 in a linear manner. Likewise, it is cleared up that the economic entities that had not carried out the amortization of the actuarial calculation in the financial statements with a cut prior to December 31, 2002 in the way provided in this article, may apply this paragraph 4, if and when they amortize in the aforementioned financial statements the portion they were obligated to, prior to that date.

            On August 11, 2003 decree 2279 was issued by the Ministry of Finance and Public Credit, whereby the paragraph of article 54 of Law 100 of 1993, amended by article 21 of Law 797 of 2003, is partially regulated, which clears up that the obligation of transferring resources to administrative entities in annual payments, is extended up to the year 2023, but the term of amortization of the actuarial calculation is maintained without modification; on this subject the Superintendence of Ports and Transportation made comments on the matter last September 12, 2003 per resolution No. 1591.

            On December 29, 2003 Law 860 was sanctioned which establishes again the term for the payment now of the amounts amortized and unamortized amounts for the year 2023, through montly payments in twelve installments per month due within the first ten days of the following month. Such law likewise converts the payment of the interest for delay owed up to the date of issuance, in a current debt payable in eight years.

      In the year 2001, the amortization of the actuarial calculation for retirement pensions for pensioned flyers or in regime of transition in Caxdac, Avianca reflects the procedure established by Circular No. 088 of 1995 issued by the Banking Superintendence. Before issuance of Law 797 of 2003, Avianca had pending remittance the amount of $42.270.245 relating to the transfers of the years indicated below:

Capital amount, transfer of year 1998          $     12.192.034
Capital amount, transfer of year 1999                21.113.566
Capital amount, transfer of year 2000                 8.964.645

As of December 31, 2002 Sam had pending remittance of $14.748.520 corresponding to the transfers of the years indicated below:

Capital amount, transfer of year 1997          $      2.989.645
Capital amount, transfer of year 1998                 1.131.917
Capital amount, transfer of year 1999                 2.458.661
Capital amount, transfer of year 2000                 8.168.297

21.   INCOME RECEIVED IN ADVANCE

      This caption is made up of the revenues originated in the sale of air transportation tickets sold pending to be used.

22.   SHAREHOLDERS' EQUITY

      CAPITAL - As of December 31, 2003 and 2002 the authorized capital was represented by 1.000.000.000.000 (1 billion) shares, of which
      108.000.000.000 are preferred shares, with a nominal value of $0,01 per share; and the subscribed and paid-in capital for 2003 was of 743.708.638.300 shares of which 101.746.321.300 are preferred.

      CAPITAL SURPLUS - Corresponds to the higher value received by the company from the subscription of shares.

      REVALUATION OF EQUITY - Reflects the effect of the inflation adjustment applied to the equity accounts, with the exception of revaluations. Their balance can only be distributed as earnings when the entity be liquidated or their value is capitalized in conformity with the legal rules.

      VALUATION SURPLUS - The Company has recorded the following valuations:

                                                        2003              2002
Property, plant and equipment                      $  56.467.398      $ 56.658.067
Investments                                              496.403            66.595
Other assets                                           1.993.969         1.993.968
                                                   -------------      ------------

Total                                              $  58.957.770      $ 58.718.630
                                                   =============      ============

      The commercial values in 2002 were obtained through technical studies made by a specialized external firm or by personnel linked by labor to the Company.

23.   MEMO ACCOUNTS

Debtors:
  Contingent rights
    Property and securities given on guarantee                                $   161.997.902    $             -
    Property and securities given to third parties                                     34.632             34.632
    Property and securities given to third parties commercial severance pay
       deposit                                                                                         2.114.405
    Inflation adjustments, given property and securities                               59.289                248
    Litigation and/or claims                                                       17.096.959         17.096.958
    Purchase/sale agreements                                                          110.330            110.330
    Inflation adjustments                                                              47.899             37.091
                                                                              ---------------    ---------------

  Subtotal contingent rights                                                      179.347.011         19.393.664
                                                                              ---------------    ---------------
Fiscal:
  Difference in accounts receivables                                               41.596.347         15.627.389
  Fiscal difference on investments                                                  1.939.691            251.349
  Fiscal difference on inventories                                                 21.436.555         15.633.149
  Fiscal difference on other assets                                               209.844.238        237.770.305
  Accumulated fiscal loss                                                         711.114.740        783.379.548
  Inflation adjustments                                                           147.029.381        114.931.083
                                                                              ---------------    ---------------

Subtotal fiscal debtors                                                         1.132.960.952      1.167.592.823
                                                                              ---------------    ---------------

                                                                                    2003              2002
Control:
  Turbines leasing                                                                 41.626.344         15.061.957
  Fully depreciated assets                                                                                     -
  Administrative center trust                                                     342.283.188        362.313.515
  Agencies' prepayment of commercial severance pay                                          -         14.619.066
  Inflation adjustments                                                            47.174.613         23.200.015
                                                                              ---------------    ---------------

Subtotal control debtors                                                          431.084.145        415.194.553
                                                                              ---------------    ---------------

Total debtor memo accounts                                                    $ 1.743.392.108    $ 1.602.181.040
                                                                              ===============    ===============
Creditor:
  Contingent liabilities
  Labor suits                                                                 $    16.837.560    $     2.585.224
  Claims and lawsuits                                                               6.078.335          8.222.495
  SAM losses (Equity method)                                                       86.343.455         56.450.366
  Coviajes losses (Equito method)                                                      70.859             70.555
  Lot La Soledad Barranquilla                                                      51.137.273         51.137.273
  Guarantees and bank endorsements                                                 46.197.977        118.841.999
  Purchase options mat's property per Vallejo Plan                                 32.890.816         32.890.816
  Property and securities received in guarantee                                     1.153.628          1.153.628
  Property and securities received by third parties                                12.476.477                  -
  Avianca plus redeemable miles                                                     3.591.020          4.283.980
  Inflation Adjustments                                                            50.620.310         36.355.586
  Civil lawsuits and claims                                                       277.313.299                  -
  Taxation lawsuits and claims                                                      8.463.061
                                                                              ---------------    ---------------

Subtotal contigent liabilities                                                    593.174.070        311.991.922
                                                                              ---------------    ---------------
Fiscal:
  Differences in liability accounts                                               167.190.202        140.281.944
  Inflation adjustments                                                             3.660.621          6.660.963
                                                                              ---------------    ---------------

                                                                                  170.850.823        146.942.907
                                                                              ---------------    ---------------
Control:
  Components in consignment                                                                 -         17.718.056
  Financial lease contracts, other concepts                                       272.254.513        612.156.183
  Inflation adjustments                                                                     -          2.461.489
                                                                              ---------------    ---------------

Subtotal control creditor                                                         272.254.513        632.335.728
                                                                              ---------------    ---------------

Total creditor memo accounts                                                  $ 1.036.279.406    $ 1.091.270.557
                                                                              ===============    ===============

24.   MAINTENANCE EXPENSES FLIGHT AND AIRPORT EQUIPMENT

                                                       2003             2002
Major repairs                                     $ 112.432.284    $  92.825.746
Component repairs                                    83.688.357       85.989.076
Payments for maintenance reserves                    63.861.605       58.330.136
                                                  -------------    -------------

Total maintenance expenses                        $ 259.982.246    $ 237.144.958
                                                  =============    =============

      In accordance with the maintenance programs established by the Company, in the year 2003 major repairs and of components were made on one important part of the fleet, which in accordance with industry standards was completing the necessary time to carry out such repairs.

25.   SELLING EXPENSES

Personnel expenses                              $  23.003.500    $   15.949.786
Reserve and distribution systems (1)               74.382.176        58.818.396
Publishing and advertising                         10.401.301         7.416.614
Taxes, contributions, fees and others              18.401.114        17.512.953
General services                                   34.993.783        17.922.609
Commissions (Note 7)                              187.636.898       182.657.966
Services to passengers (2)                         18.087.129        24.635.868
Maintenance and rental of equipment                 8.492.040         8.879.227
Sundry                                             11.279.559        16.997.635
                                                -------------    --------------

Total selling expenses                          $ 386.677.500    $  350.791.054
                                                =============    ==============

      (1) Corresponds to the payment periodically made to the various entities that manage the system of domestic and international reserves, which the various Agencies and Agents have access to, in the normal process of selling the air tickets.

      (2) Corresponds to expenses for lodging, maintenance, transportation of passengers, yield from the sale of travel plans.

26.   ADMINISTRATION EXPENSES

Personnel expenses                              $ 17.500.468   $  27.657.991
Fees (1)                                          21.579.901      10.556.470
Taxes, contributions and others                    9.090.756      23.379.912
Maintenance and rental of equipment (2)           12.878.329      14.486.868
General services                                  12.286.989      26.409.290
Sundry                                             2.732.123       3.182.622
                                                ------------   -------------

Total selling expenses                          $ 76.068.566   $ 105.673.153
                                                ============   =============

      (1) The increase in fees is due to the expenses for restructuring the company, and the services rendered by Bain and Seabury Group.

      (2) Maintenance of computer equipment and the rental of the Administrative Center of Avianca - Bogota.

27.   GAIN ON THE SALE OF ASSETS, RECOVERIES AND OTHERS

                                                              2003               2002
Income from sanctions and penalization refunds           $           -     $  14.997.531
Sales of flight equipment                                    1.972.201         8.549.608
Indemnifications received                                    1.111.190         1.830.345
Recovery of airport rates (1)                               18.837.271                 -
Recovery of insurance flight eqt. Dec. 2002 (2)              4.490.446
Recovery of foreign taxes                                    4.203.664
Yields on American Express deposit                             595.754
Recovery of disabilities                                       597.106
Recovery of expenses for prior periods                       2.483.434
Recovery costs prior periods retirement pensions
CAXDAC (3)                                                           -       112.192.600
Recovery commercial severance pay (4)                                -        17.498.416
Recovery of inventories and components (5)                   1.125.064        17.671.390
Recovery for termination of Colseguros policy                1.040.941
Airport rates                                                        -         2.112.231
Recovery of accounts receivable                              3.260.783         5.007.300
Recovery of maintenance reserves (6)                        23.019.465        71.172.004
Recovery of cost or expense rights on retirement (7)         1.976.912
Others                                                       7.221.594         7.601.092
                                                         -------------     -------------

Total                                                    $  71.935.825     $ 258.632.517
                                                         =============     =============

      (1) Corresponds to the recovery of the collection of domestic and international airport rates, according to the analysis and reconciliation carried out during the year 2003 to this account.

      (2) Corresponds to the recovery of the insurance provision for the month of December 2002.

      (3) In the year 2002, recoveries of costs and expenses were recorded for retirement pensions, per pension reform law 797 of 2003. (Note 20)

      (4) Likewise in the year 2002 according to the change in accounting policy, recoveries of costs and expenses were recorded for commercial severance pay of agencies and agents for the years 1995 to 2001 in the amount of 16,006 millions, thus governing the statements on the contracts subscribed.

      (5) In accordance with physical inventory of equipment components of flight and in land equipment in the year 2002 a recovery of $ 17.671 millions was recorded.

      (6) The recovery of reserves for maintenance corresponds to the amounts recognized by the lessors as refunds of the additional maintenance directly paid by Avianca. Such refund is made by the lessors with a portion of the reserves Avianca pays monthly to the lessors as part of the rental payment.

      (7) Recovery originated by the Institute of Social Security's certification on the amount that Avianca has pending of payment on pension titles.

28.   MONETARY CORRECTION

                                                     2003            2002
Property, plant and equipment (net)              $   3.321.807   $  5.240.369
Inventories                                          4.669.890              -
Investments                                             99.201        109.062
Intangibles                                                  -        304.033
Deferred assets                                      2.299.474      3.167.381
Other assets                                              (298)          (875)
Revaluation of equity                                7.516.208      1.608.297
                                                 -------------   ------------

Income balance - Net                             $  17.906.282   $ 10.428.267
                                                 =============   ============

29.   NONOPERATING EXPENSES - OTHERS

Provision retirement pensions year 2002 (1)                             $ 136.016.777     $
Pension bonds for flight attendants ISS (2)                                22.123.372
Account payable Wassestein Perella (British Aerospace) (3)                 29.226.302
Negotiation with ILFC for return of aircraft                                6.334.318                -
Indemnity, dismissal and retired personnel disability                       3.626.184        1.869.051
Claims for noncompliance with contracts                                       364.922        1.550.189
Fines imposed by the U.S. Departament of the Treasury Customs Service       2.083.658
Provision of 10% advance commercial severance pay year 2002                 2.217.956
Expense for bank adjustment year 2002                                       2.816.175                -
Loss on retirement of assets and others                                     4.580.523        9.310.880
Fines, penalties, litigation and indemnities                                8.941.791          874.992
Taxes assumed                                                               3.637.208          418.392
Expense global policy on performance bond DIAN                                483.546
Provision on discountable VAT Vallejo Plan                                  1.200.000
Correction on account receivable agency                                     2.529.376
Insurance policies November 2002                                            5.817.817
Expense on Sita distribution system April 2002                                742.611
Expenses on employees' medical insurance Avianca Inc.                         376.180
Commission expense on credit cards Avianca Inc.                               306.925
Noteholders' fees 2002 and 2001                                             1.901.794
Adjustment airport facilities year 2002                                     2.084.146
Lease of components year 2002                                               1.516.944                -
Other costs and expenses prior years (4)                                    5.524.240        3.144.732
                                                                        -------------     ------------

Total nonoperating expenses - others                                    $ 244.452.765     $ 17.168.236
                                                                        =============     ============

      (1) Ajustment retirement pensions relating to reversal of provision for land calculation in the year 2002.

      (2) Provision effected for the I.S.S. pension titles that were not redeemed (Note 19).

      (3) Adjustment effected for noncompliance with the cessation of payments of debt Chapter 1

      (4) Increase is caused by the adjustment resulting from the reconciliation of old portfolio and bank items

30.   CONTINGENCIES AND COMMITMENTS

      CONTINGENCIES AVIANCA S.A. AND SAM - The Company is carrying on the defense of various administrative and judicial processes of a contentious-administrative, civil, commercial and labor nature with respect to which an unfavorable decision would represent an obligation to pay.

      Labor, civil and administrative processes - There exist processes of a labor and civil nature in course against the Company in which the pretensions estimated by the complainants amount to the following sums in pesos and U.S. dollars: $16.837 million for labor proceedings; $17.630 million and USD94,044 for civil proceedings. There also exist administrative processes whose amount in discussion in said processes reach the sum of $12.948 millions.

      It is estimated that the probable contingency of loss for the enterprise, for the year 2004, for labor proceedings is of $1.770 million, and for Administrative processes is of $1.070 millions. With respect to the civil processes no judgments are expected for the year 2004.

      Additionally, the Company has not given any compliance whatsoever to some of the commitments of the Vallejo Plan for an approximate amount of $24.821 millions, which are being analyzed in order to determine their adjustment and registration.

      Tax, exchange and customs processes - With respect to the taxation and exchange processes which amount under discussion reaches the sum of $10.600 millions, the Company expects favorable judgments.

      DESCRIPTION OF THE RELEVANT PROCESSES FOR THE COMPANY -

      Process nullity judgment penalty for lack of ICA information taxable year 1993 - A penalty was imposed by the District Direction of Taxes, due to the fact that the Company refrained from furnishing information on the income for the taxable year 1993, according to requirement of December 22, 1998 that for such purpose issued the District authority. On November 30, 2000 there was filed before the Administrative Court of Cundinamarca the complaint for a nullification and restablishment of the right, through which the judgment in reference was initiated. On January 26, 2001, through writ the demand was admitted. On August 15, 2002 the pretentions of the demand were decided in a way fully favorable. On October 29, 2002, through writ, the Council of State gave transfer for 3 days to support the recourse of appeal, interposed by the demanded party. On Mach 20, 2003 a brief of conclusion was filed. On May 2, 2003 the expedient went up to the to the Office for sentence, to date far the judgment is pending. The sum under discussion amounts to $182 millions.

      Process on ICA proceeding, taxable year 1993 - On January 11, 2002 a claim was filed before the Administrative Court of Cundinamarca for the nullity and re-establishment of the right, through which the judgment in reference was initiated. On February 15, 2002 by writ, the claim was admitted and furthermore it was ordered to furnish security for an amount of $147 millions, equivalent to a 10% of the sum under discussion. On February 13, 2003 a brief of conclusion was filed; to this date it is pending decision. On May 21, 2003 the pretensions of the demand were decided in a favorable way. On September 5, 2003 the Court admitted the appeal interposed by the district attorney. On December 1, 2003 there was filed the brief of conclusion. It presently is pending going up to the office for judgment. The sum under discussion amounts to $1.471 millions.

      Proceeding for annulment tax on sales, first bimester of 2002. - On the second amendment of the declaration there was not included a penalty for correction in the first opportunity. On July 17, 2001 the proceeding for annulment and re-establishment of the right was filed before the Administrative Court of Atlantico folt through which the process in reference was initiated. To this date it is pending judgment. The sum under discussion amounts to $53 millions.

      Exchange penalty - An exchange penalty was levied for untimely filing of the report on the activity of two (2) offsetting accounts before the Bank of the Republic. To this date it is pending of being taken to the office for judgment. The amount discussed is $2.287 millions.

      Proceeding for annulment coactive collection tax obligations - On November 18, 2001 there was presented before the Administrative Court of Atlantico the proceeding of annulment and reestablishment of the right, through which the process in reference was initiated. On March 22, 2002 through writ, the Administrative Court of Atlantico ordered furnish security for the amount of $676 millions. To this date it is pending judgment. The amount discussed is $6.756 millions.

      Process of Aces against Copa and Avianca-Sam: Aces demanded Avianca - Sam and Copa adducing the existence of an absolute monopolistic practice and of a monopolistic relative practice developed in the framework of an agreement of shared code entered into by those three enterprises. The process is in the probatory stage in the Civil Court of the Circuit of Panama, which may last over two years with appeal recourses. The present status of the process does not permit to determine in a certain manner the possibilities of an unfavorable judgment for Avianca-Sam and favorable for Aces.

      The process is in the probatory initial stage, and while there be no judgment of first instance it is not possible to grade the risk or probabilities of success for either party, and anyway, the decision will be subject to recourses.

      On the other hand, the new aeropolitical developments may give place to decisions of abdication of the action or settlement for judgments in contra.

      The Administration of the Company, along with its external and internal legal advisors consider that the probable resolution of these contingencies will not materially affect the financial condition or results of the Company. On the contingent in which risks are considered, the respective provisions have been made, which as of December 31, 2003 and 2002 amount to $13.317.080 and $4.049.000, respectively.

      Process of Aircraft M. vs Avianca: This process is at the office of the presiding judge of the first instance for judgment. It is estimated that the duration of the process is of five years. Since there has not yet being any judicial pronouncement in this respect, a remote adverse result is expected. The sum of such process amounts to USD 56,000.

      Agreement with British Aerospace - On June 27, 2001 an agreement was signed for restructuring of the debt between the Company, Avianca S.A. and the supplier of the flight equipment RJ-100, in which there were established certain commitments and obligations that must be properly complied with by the signatory airlines. By virtue of such agreement Avianca assumed the liability of the Company with the supplier, determined in $36.133 millions, but the Company continues being the underwriter and solidary debtor. The balance of this debt, that as of December 31, 2003 amounts to $18.206 millions for Avianca, represents a contingent balance, which value and demandability for the Company shall be in function of the contractual compliance assumed by Avianca.

      The Administration of the Company along with its external and internal legal advisors consider that the probable resolution of these contingencies shall not materially affect the financial position or results of the Company. On the contingencies in which risks are considered, the respective provisions have been made, which as of December 31, 2003 amounted to $578.892.

      FORWARD CONTRACTS - As of December 31, 2002 the Company had constituted covering contracts of forward rate under the modality of Non Delivery for USD3,000, with due date lower than one year, to guarantee the cash flow in foreign currency required to attend the operating costs in the short term. In accordance with their modality and due date, the Company records the rights and obligations of this type of contracts in memo accounts. For the year 2003 no contracts of this nature have been made.

      SWAP CONTRACTS - As of December 31, 2002 the Company has constituted a Master Commodity Price Swap Agreement for 5.000.000 gallons Platts USD Gulf Coast Jet Fuel Pipeline, 54 Grade, with due date lower than one year, to cover the fluctuation in the purchase of fuel. In accordance with their modality and due date, the Company records the rights and obligations of this type of contracts in memo accounts. For the year 2003 no contracts of this type have been made.

      COMMITMENTS - By virtue of the contracts subscribed with the Bank of New York and Avianca S.A., the following commitments were acquired:

            Deliver within the first four months of the year the audited financial statements, including a report on the changes in the share composition and uses and sources of funds, certified by independent public accountants.

            Notify to the bank the existence of any claim or process initiated against the Company and which may put in risk the rights of the bank.

      - Maintain and preserve the assets necessary for the proper development of its business activities.

      -     Not to substantially change the nature of its business purpose.

            Adequately reflect the transaction object of the guarantee in the financial statements.

            Comply with all the legal rules applied to the development of the business purpose of the enterprise and related activities.

            Administer the accounts receivable during the validity of the contracts.

      Requirements of information in accordance with the format established in the contract:

            Quarterly report on the movement of the account where the collection of accounts payable assigned is recorded.

            Projected collections.

      -     Commitments of payments and the financial ratios.

      Likewise, any other information that may be required by the bank.

      NONCOMPLIANCE WITH THE FINANCIAL INDICATORS (COVENANTS) - By virtue of the contracts subscribed between Avianca S .A. and the leasing of aircraft, the company must maintain the following financial indexes at the closing of each period:

Ratio of interest coverage                           1,1           to           1
Ratio of coverage of the adjusted debt               5,5           to           1
Ratio of service of the required debt                2,5           to           1

                                                         2002
Indicators:
  Ratio of interest coverage                             6,94
  Ratio of coverage of the adjusted debt                 6,10
  Ratio of service of the required debt                  3,54

      Since Avianca S.A., has not complied with the financial indexes, the bank has granted periodic permits of noncompliance in conformity with the negotiations the financial area has effected.

      For the year 2003 the compliance of the Covenants for renegotiations with the Noteholders has not been forwarded.

      COMMITMENTS OF FINANCIAL LEASES -

                                                2003    2002
                                                 USD     USD
Value of monthly rental pending                 3,397   6,198

      The Company has leases for 34 aircrafts, of which the contract with major length goes up to November 1, 2007. The rentals pending range between 1 and 46 months.

      FUTURE COMMITMENTS LEASE OF FLIGHT EQUIPMENT IN DOLLARS

                                 2004      2005       2006      2007
Equipment                        USD        USD        USD       USD
  Total                         37,207    27,204     17,918     7,011

31.   MATTERS OF INTEREST

      SUPERINTENDENCE OF PORTS AND TRANSPORTATION - With resolution 544 of May 23, 2003 this Superintendence submits to control, the Company Aerovias Nacionales de Colombia S.A. Avianca S.A.

      TAX REFORM - On December 29, 2003 Law 863 was subscribed as tax reform, which application commences as from January 1, 2004. A detail of the main reforms is the following:

            The period in force for the equity tax for the taxable years 2004, 2005 and 2006 is extended, establishing a rate equivalent to 0.3% of the taxable base detennined for equities over $3.000 millions. It is a non-deductible tax from the income tax.

            For the taxable years 2004, 2005 and 2006, a surcharge of income is created equivalent to a 10% of the net income tax determined for each taxable year. This means that the income tax will pass temporarily from the 35% to the 38,5%.

A regulation is amended with respect to the taxation of the financial movements
(GMF); in the sense that an increase in one point to the GMF, was approved, for which reason it will pass from the three to the four per thousand; this shall be in effect until the year 2007. As from January 1, 2008 will return to the three per thousand; furthermore, the new rules shall reform subjects relating the value-added tax (VAT), determination of the rate of minority interest and deduction of costs and expenses, mainly.

                                                                     [ILLEGIBLE]

                  AEROVIAS NACIONALES DE
                  COLOMBIA S.A. - AVIANCA S.A.
                  AND ITS SUBSIDIARIES

                  CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX
                  MONTHS ENDED JUNE 30, 2004 AND THE YEAR
                  ENDED DECEMBER 31, 2003 AND STATUTORY
                  AUDITOR'S REPORT

[DELOITTE LOGO]

                                                  Deloitte & Touche Ltda.
                                                  Cra. 7 N degrees 74 - 09
                                                  A.A. 075874
                                                  Nit. 860.005.813-4
                                                  Bogota D.C.
                                                  Colombia

                                                  Tel. +57(1) 5461810 - 5461815
                                                  Fax: +57(1) 2178088
                                                  www.deloitte.com

STATUTORY AUDITOR'S REPORT

To the shareholders of
Aerovias Nacionales de Colombia S.A. - AVIANCA S.A.

1. I have audited the accompanying consolidated balance sheets of AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A., and its subsidiaries as of June 30, 2004 and December 31, 2003 and the related consolidated statements of results, changes in shareholders' equity, changes in financial position and cash flows for the six months ended June 30, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Among my functions, is to express an opinion on these financial statements based upon my audits.

2. Except as mentioned in paragraphs 3 to 7, I obtained the information required to perform my functions and carry out my work in accordance with generally accepted auditing standards in Colombia. Those standards require that I plan and perform an audit in order to obtain reasonable assurance as to whether the consolidated financial statements are free of material misstatement. An audit of consolidated financial statements includes an examination, on a test basis, of evidence supporting the amounts and disclosures in the financial statements. An audit also includes an assessment of the accounting principles used and the significant accounting estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis to express my opinion.

3. As the Company is still in the process of analyzing the account: taxes, encumbrances and rates, relative to the Plan Vallejo liability of $26.321 million, it was not possible for me to obtain evidence as to the reasonableness of that balance.

4. The shareholders of the Company agreed, by signing a Memorandum of Understanding, to maintain the economic balance in the operating result of the entities that comprise Alianza Summa. To date the Company has neither estimated nor recorded any adjustment for this concept as there is still pending a definitive study of the amounts to record. Therefore, it was not possible for me to verify the amount of the adjustment to be recorded for economic balance. Also, due to a lack of analysis and recording of the accounts receivable and payable to Aerolineas Centrales de Colombia S.A. - Aces, it was not possible for me to obtain sufficient evidence to express an opinion on such balances that as of June 30, 2004 amounted to $41.435 million (with a provision of $33.124 million) and $7.817 million, respectively.
                                                              [ILLEGIBLE]
Audit.Tax.Consulting.Financial Advisory.            Deloitte Touche Tohmatsu

5. It was not possible for me to obtain replies to requests for confirmation from certain local and foreign suppliers, whose balances as per the books of Sociedad Aeronautica de Medellin Consolidada S.A. Sam S.A. as of June 30, 2004 amounted to $2.322 million. Responses to such confirmations are considered necessary to corroborate the information in the Company's accounting records. It was not possible for me through the application of alternative audit tests, to satisfy myself as to the balance of the suppliers' account of Sociedad Aeronautica de Medellin Consolidada S.A. Sam S.A. as of June 30, 2004, which is in the process of analysis and reconciliation.

6. Due to the change of the information system for the sale of tickets it was not possible to record ticket by ticket sales for the months of May and June 2004 which were recorded on the basis of estimates. Consequently, it was not possible for me to obtain sufficient evidence to satisfy myself as to the reasonableness of the balances in accounts receivable - clients, prepaid expenses - commissions, revenues received in advance, other liabilities - prepayments and advances received and other liabilities - revenues received in advance, which as of June 30, 2004 amounted to $89.727 million, $16.964 million, $138.321 million, $6.949 million and $2.192 million respectively.

7. As there does not exist a defined process for the Company to recognize within its financial statements payments to retired persons, the yields of the fund and the administration expenses of the fund, and other concepts effected and recognized by the Caja de Auxilio y Prestaciones de la Asociacion de Aviadores Civiles (CAXDAC) on a monthly basis for retirement pensions for flight personnel, it was not possible for me to obtain sufficient evidence on that balance which as of June 30, 2004 amounted to $80.260 million and which shows a difference with the statement of CAXDAC as of the same date of $13.378 million. Consequently, the liability and the expense for retirement pensions of flight personnel may be understated by that amount.

8. As mentioned in Notes 3 and 8 to the financial statements, at June 30, 2004 the Company records as of deferred charges for renegotiations with lessors for fleet returns of $4.902 million, lawyer's fees and financial consulting (related to Chapter 11) of $41.020 million, the effect of the Alianza Summa integration of $4.347 million and for special bonuses in the amount of $12.141 million. In accordance with generally accepted accounting principles in Colombia, these concepts should have been recorded in the statement of results for the period; nevertheless, the Company decided to defer them to be amortized in total once the Court makes a decision on the approval of the business plan. On August 24, 2004 the term of the exclusivity period expires following which the Company will present its business plan. Once approved by the Court, it will be possible to know the amount of the benefits and liabilities with foreign and local suppliers (Prepetition - Chapter 11).

9. As mentioned in Note 13 to the financial statements, the intangibles account includes a balance of $96.140 million and $108.436 million, as of June 30, 2004 and December 31, 2003, respectively, corresponding to goodwill arising from the businesses of specialized messenger services and travel plans called Deprisa and Deskubra. The goodwill recorded is being amortized over four years to 2005.

10. As indicated in Note 8 to the financial statements, the Company recorded in previous years deferred taxes of $50.000 million, relating to taxes recoverable through the amortization of fiscal losses whose recoverability to date is uncertain.

11. As mentioned in Note 28, the monetary correction account and the revaluation of equity show an excess of $5.388 million as of June 30, 2004. Should such amount have not been recorded, earnings for the period and the revaluation of equity would have been decreased by that amount.

12. In my opinion, except for a) the effect of the adjustments that might have been determined, if the information in paragraphs 3 to 7 had been obtained, and b) the effect of the adjustments described in paragraphs 8 to 11, the aforementioned consolidated financial statements, taken from the accounting books, present fairly, in all material aspects, the consolidated financial position of Aerovias Nacionales de Colombia S.A. - AVIANCA S.A. and its subsidiaries as of June 30, 2004 and December 31, 2003 and the results of their operations, the changes in their shareholders' equity, changes in their financial position and their cash flows for the six months ended June 30, 2004 and the year ended December 31, 2003, in conformity with generally accepted accounting principles in Colombia, applied on a consistent basis.

13. As mentioned in Note 3 to the consolidated financial statements, without considering the effect of the matters mentioned in paragraphs 3 to 11 above, the Company and its subsidiaries show accumulated losses as of June 30, 2004 of $1.291.464 million, a negative net shareholders' equity of $383.761 million and payment restrictions to their creditors. Furthermore, the Company has not complied with certain financial indicators required by the contracts signed with foreign note holders represented by the Bank of New York. Additionally, with its affiliate in the United States Avianca Inc., it filed for protection under Chapter 11 of the U.S. Bankruptcy Code which causes a significant doubt about the capacity of the entity to continue as a going concern and places it on a dissolution cause for technical bankruptcy in accordance with the Commerce Code. Management plans to overcome this situation are described in Note 3 to the consolidated financial statements, which do not include any adjustment relating to the recovery and classification of the amount of assets or the amount and classification of liabilities, that might be required if the Company and its subsidiaries were not able to continue their operations as a going concern.

14. The accompanying financial statements have been translated into English for the convenience of readers in the United States of America.

/s/ ISMAEL DUQUE MONTENEGRO
---------------------------
ISMAEL DUQUE MONTENEGRO
Statutory Auditor
Professional Card 3270 - T

August 20, 2004

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004 AND DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS)

                                                             JUNE 30, 2004     DECEMBER 31, 2003
ASSETS

CURRENT:

     Cash and cash equivalents (Note 5)                     $   111,549,321     $    95,254,520
     Debtors (Note 6)                                           179,613,199         187,613,560
     Deferred (Note 7)                                           24,837,303          20,091,671
                                                            ---------------     ---------------

       Total current assets                                     315,999,823         302,959,751
                                                            ---------------     ---------------

INVESTMENTS (Note 11)                                               688,550             636,669

DEBTORS - NET (Note 6)                                            4,884,537          14,553,862

DEPOSITS (Note 8)                                               161,482,627         127,913,932

INVENTORIES (Note 9)                                             43,932,708          46,479,608

PROPERTY, PLANT AND EQUIPMENT - NET (Note 10)                    66,952,743          74,841,927

INTANGIBLES (Note 12)                                           448,062,839         451,421,640

DEFERRED (Note 7)                                               133,717,777         127,579,811

OTHER ASSETS (Note 13)                                              612,932             585,900

VALUATIONS (Note 22)                                             58,829,967          58,957,770
                                                            ---------------     ---------------

TOTAL ASSETS                                                $ 1,235,164,503     $ 1,205,930,870
                                                            ===============     ===============

MEMO ACCOUNTS (Note 23) DEBITS                              $ 1,818,492,905     $ 1,743,392,108
                                                            ===============     ===============

CONTRA CREDITS CONTROL                                      $ 1,024,577,554     $ 1,036,279,406
                                                            ===============     ===============

The attached notes are an integral part of the financial statements

  /s/ ELISA MURGAS        /s/ EDUARDO VALENCIA       /s/ ISMAEL DUQUE MONTENEGRO
--------------------      --------------------       ---------------------------
    ELISA MURGAS            EDUARDO VALENCIA           ISMAEL DUQUE MONTENEGRO
Legal Representative           Accountant                 Statutory Auditor
                            T.P. No. 3717-T                T.P No 3270-T
                                                        (See Opinion Attached)

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004 AND DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS)

                                                                       JUNE 30, 2004      DECEMBER 31, 2003
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

  Financial obligations  (Note 14)                                    $   128.429.908      $   106.239.659
  Suppliers  (Note 15)                                                    271.755.514          276.667.122
  Accounts payable (Note 16)                                              127.101.290          130.548.705
  Taxes, encumbrances and rates (Note 17)                                  15.015.619           22.921.578
  Labor obligations (Note 20)                                              18.157.687           18.584.249
  Estimated liabilities and provisions (Note 18)                          182.271.085          200.687.247
  Income received in advance (Note 21)                                    138.321.433          121.221.745
  Other liabilities (Note 19)                                              12.709.690            6.843.269
                                                                      ---------------      ---------------

                 Total current liabilities                                893.762.226          883.713.574
                                                                      ---------------      ---------------

LONG-TERM LIABILITIES

  Financial obligations (Note 14)                                          25.199.569           47.167.901
  Suppliers (Note 15)                                                     183.011.743          204.154.196
  Labor obligations (Note 20)                                             522.257.604          444.648.418
                                                                      ---------------      ---------------

                 Total long-term liabilities                              730.468.916          695.970.515
                                                                      ---------------      ---------------

                 Total liabilities                                      1.624.231.142        1.579.684.089
                                                                      ---------------      ---------------

MINORITY INTEREST                                                          (5.305.988)          (5.086.342)

SHAREHOLDERS' EQUITY (Note 22)

  Capital stock                                                             7.437.086            7.437.086
  Capital surplus                                                         888.125.032          900.604.103
  Reserves                                                                  4.262.584            4.260.098
  Accumulated losses                                                   (1.317.171.683)        (976.242.772)
  Net earnings  (loss) for the period                                      25.708.072         (340.708.972)
  Revaluation of equity                                                   (50.851.943)         (22.874.389)
  Valuation surplus                                                        58.730.201           58.857.969
                                                                      ---------------      ---------------

                 Total shareholders' equity                              (383.760.651)        (368.666.877)
                                                                      ---------------      ---------------

                 Total liabilities and shareholders' equity           $ 1.235.164.503      $ 1.205.930.870
                                                                      ===============      ===============

MEMO ACCOUNTS (Note 23)
  CREDITS                                                             $ 1.024.577.554      $ 1.036.279.406
                                                                      ===============      ===============

  CONTRA DEBITS CONTROL                                               $ 1.818.492.905      $ 1.743.392.108
                                                                      ===============      ===============

The attached notes are an integral part of the financial statements

  /s/ ELISA MURGAS        /s/ EDUARDO VALENCIA       /s/ ISMAEL DUQUE MONTENEGRO
--------------------      --------------------       ---------------------------
    ELISA MURGAS            EDUARDO VALENCIA           ISMAEL DUQUE MONTENEGRO
Legal Representative           Accountant                 Statutory Auditor
                            T.P. No. 3717-T                T.P No 3270-T
                                                        (See Opinion Attached)

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF RESULTS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS, EXCEPT THE NET LOSS PER SHARE)

                                                                       JUNE 30, 2004      DECEMBER 31, 2003
OPERATING INCOME:
  Tickets                                                             $   813.556.033      $ 1.521.023.142
  Postal and mailing service                                               66.876.426          138.936.066
  Related activities                                                       18.371.338           57.486.736
                                                                      ---------------      ---------------

     Total gross operating income                                         898.803.797        1.717.445.944

OPERATING COSTS AND EXPENSES

OPERATING COSTS:
  Salaries, fringe benefits and others                                     77.057.036          150.569.769
  Equipment leasing and others                                             67.343.381          179.810.753
  Insurance                                                                20.155.543           40.869.365
  Airport facilities and others                                            74.913.817          142.041.577
  Fuel                                                                    151.340.353          267.542.247
  Maintenance of flight and airport equipment (Note 24)                   105.610.921          259.982.246
  Services to passengers                                                   20.905.746           45.542.908
  Fees, general services and sundry                                        59.479.390          111.324.573
                                                                      ---------------      ---------------

     Total operating costs                                                576.806.187        1.197.683.438
                                                                      ---------------      ---------------

  Gross profit                                                            321.997.610          519.762.506
                                                                      ---------------      ---------------

OPERATING EXPENSES:
  Sales (Note 25)                                                         178.033.996          386.677.500
  Administration (Note 26)                                                 36.201.201           76.068.566
  Depreciation, amortization and provisions                                37.751.134           87.025.904
                                                                      ---------------      ---------------

                                                                          251.986.331          549.771.970
                                                                      ---------------      ---------------

     Operating profit (Loss)                                               70.011.279          (30.009.464)
                                                                      ---------------      ---------------

NON-OPERATING INCOME:
  Gain on the sale of assets, recoveries and others (Note 27)              55.843.340           71.935.825
  Monetary correction (Note 28)                                            36.585.144           17.906.282
  Financial                                                                19.218.409           47.184.247
                                                                      ---------------      ---------------

                                                                          111.646.893          137.026.354
                                                                      ---------------      ---------------
     Total non-operating income

NON-OPERATING EXPENSES
  Loss for translation                                                        575.731              635.728
  Financial - interest and commissions                                     31.783.159           65.765.112
  Others (Note 29)                                                         63.981.322          244.452.765
                                                                      ---------------      ---------------

     Total non-operating expenses                                          96.340.212          310.853.605
                                                                      ---------------      ---------------

RETIREMENT PENSIONS :
  Payments                                                                 15.838.927           28.578.024
  Provision                                                                43.471.311          108.027.625
                                                                      ---------------      ---------------

                                                                           59.310.238          136.605.649
                                                                      ---------------      ---------------

     Earnings (Loss) before income tax                                     26.007.722         (340.442.364)
                                                                      ---------------      ---------------

Provision for income tax:
  Current year                                                                425.571            2.556.475
                                                                      ---------------      ---------------

Total income tax (Note 17)                                                    425.571            2.556.475

MINORITY INTEREST                                                            (125.921)          (2.289.867)
                                                                      ---------------      ---------------

Net earnings (Loss) for the period                                    $    25.708.072      $  (340.708.972)
                                                                      ===============      ===============

Net earnings (Loss) per share                                         $          0.03      $         (0.46)
                                                                      ===============      ===============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS)

                                                                             CAPITAL SURPLUS
                                                          -----------------------------------------------------
                                                            PREMIUM ON
                                         CAPITAL STOCK     PLACEMENT OF                          TOTAL CAPITAL
                                           (NOTE 22)          STOCK             GOODWILL            SURPLUS
BALANCES AS OF JANUARY 1, 2003          $     7,437,086       793,704,083        117,720,141        911,424,224

  Cancellation of operating accounts                  -                 -                  -                  -
  Reversal goodwill                                   -                 -         (9,594,457)        (9,594,457)
  Inflation adjustment                                -                 -                  -                  -
  Loss for the period                                 -                 -                  -                  -
  Movement for the period                             -        (1,255,664)                 -         (1,225,664)
                                        ---------------   ---------------    ---------------    ---------------

BALANCES AS OF DECEMBER 31, 2003        $     7,437,086   $   792,478,419    $   108,125,684    $   900,604,103
                                        ===============   ===============    ===============    ===============

  Cancellation of operating accounts                  -                 -                  -                  -
  Reversal of goodwill                                -                 -        (12,479,071)       (12,479,071)
  Inflation adjustment                                -                 -                  -                  -
  Earnings for the period                             -                 -                  -                  -
  Movement of the period                              -                 -                  -                  -
                                        ---------------   ---------------    ---------------    ---------------

BALANCES AS OF JUNE 30, 2004            $     7,437,086   $   792,478,419    $    95,646,613    $   888,125,032
                                        ===============   ===============    ===============    ===============

                                                                                  RESERVES
                                        ------------------------------------------------------------------------------------------
                                        FOR RENEWAL OF                                              FOR THE
                                            FLYING           FOR FUTURE                          PROTECTION OF         TOTAL
                                           EQUIPMENT        DISTRIBUTION         LEGAL               ASSETS           RESERVES
BALANCES AS OF JANUARY 1, 2003                4,050,865              2,036           161,916             46,554          4,261,371

  Cancellation of operating accounts                  -                  -                 -                  -                  -
  Reversal goodwill                                   -                  -                 -                  -                  -
  Inflation adjustment                                -                  -                 -                  -                  -
  Loss for the period                                 -                  -                 -                  -                  -
  Movement for the period                        (1,208)                 -               (50)               (15)            (1,273)
                                        ---------------    ---------------   ---------------    ---------------    ---------------

BALANCES AS OF DECEMBER 31, 2003        $     4,049,657    $         2,036   $       161,866    $        46,539    $     4,260,098
                                        ===============    ===============   ===============    ===============    ===============

  Cancellation of operating accounts                  -                  -                 -                  -                  -
  Reversal of goodwill                                -                  -                 -                  -                  -
  Inflation adjustment                                -                  -                 -                  -                  -
  Earnings for the period                             -                  -                 -                  -                  -
  Movement of the period                          2,486                  -                 -                  -              2,486
                                        ---------------    ---------------   ---------------    ---------------    ---------------

BALANCES AS OF JUNE 30, 2004            $     4,052,143    $         2,036   $       161,866    $        46,539    $     4,262,584
                                        ===============    ===============   ===============    ===============    ===============

                                                                                                                         TOTAL
                                          ACCUMULATED      EARNINGS (LOSS)    REVALUATION OF        VALUATION        SHAREHOLDERS'
                                            LOSSES         FOR THE PERIOD         EQUITY             SURPLUS            EQUITY
BALANCES AS OF JANUARY 1, 2003             (905,700,644)       (71,999,131)      (15,305,051)        58,619,418        (11,262,727)

  Cancellation of operating accounts        (71,999,131)        71,999,131                 -                  -                  -
  Reversal goodwill                                   -                  -                 -                  -         (9,594,457)
  Inflation adjustment                                -                  -        (7,569,338)                 -         (7,569,338)
  Loss for the period                                 -       (340,708,972)                -                  -       (340,708,972)
  Movement for the period                     1,457,003                  -                 -            238,551            468,617
                                        ---------------    ---------------    --------------    ---------------    ---------------

BALANCES AS OF DECEMBER 31, 2003        $  (976,242,772)   $  (340,708,972)   $  (22,874,389)   $    58,857,969    $  (368,666,877)
                                        ===============    ===============    ==============    ===============    ===============

  Cancellation of operating accounts       (340,708,972)       340,708,972                 -                  -                  -
  Reversal of goodwill                                -                  -                 -                  -        (12,479,071)
  Inflation adjustment                                -                  -       (27,977,554)                 -        (27,977,554)
  Earnings for the period                             -         25,708,072                 -                  -         25,708,072
  Movement of the period                       (219,939)                 -                 -           (127,768)          (345,221)
                                        ---------------    ---------------    --------------    ---------------    ---------------

BALANCES AS OF JUNE 30, 2004            $(1,317,171,683)   $    25,708,072    $  (50,851,943)   $    58,730,201    $  (383,760,651)
                                        ===============    ===============    ==============    ===============    ===============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS)

                                                                       JUNE 30, 2004      DECEMBER 31, 2003
   SOURCE OF FUNDS

   OPERATIONS:
   Net Earnings  (Loss) for the period                                $    25.708.072      $  (340.708.972)
   Depreciation                                                            11.927.845           14.157.118
   Provision for investments                                                        -               33.452
   Provision and write off of inventories - Net                             7.726.650            1.166.943
   Foreign exchange of investments                                             36.767                    -
   Provision and write off of property, plant and equipment                 4.049.370           (1.179.478)
   Amortization of deferred charges                                         9.335.334           27.350.541
   Amortization of intangibles                                                120.390           24.388.746
   Monetary correction  - Net                                             (36.585.144)         (17.906.282)
                                                                      ---------------      ---------------

   Working capital provided by the operations                              22.319.284         (292.697.932)

   Disposal of property, plant and equipment - Net                          1.661.462            6.365.382
   Disposal of other assets                                                       621           17.544.344
   Decrease of long-term debtors                                           11.484.269                    -
   Decrease of inventories                                                          -            5.660.228
   Increase in long-term suppliers                                                  -           25.570.009
   Increase in consolidated severance pay                                           -            2.938.099
   Increase in retirement pensions                                         80.287.606          200.849.230
   Increase in valuations surplus                                                   -              238.551
   Increase in reserves                                                         2.486                    -
   Decrease in prior years' losses                                            219.939            1.457.003
                                                                      ---------------      ---------------

             Total source of funds                                        115.975.667          (32.075.086)
                                                                      ---------------      ---------------

APPLICATION OF FUNDS

   Addition to investments                                                          -             (110.540)
   Increase in debtors                                                              -           (1.818.097)
   Increase in long-term deposits                                         (33.568.695)         (47.231.854)
   Addition to inventories                                                 (2.037.864)                   -
   Additions to property, plant and equipment                              (6.548.875)          (9.024.521)
   Additions to deferred charges                                          (13.383.081)         (54.057.141)
   Additions to intangibles                                                (9.494.169)          (2.941.264)
   Increase in valuations                                                           -             (239.140)
   Decrease in long-term financial obligations                            (21.968.332)         (62.223.495)
   Decrease in suppliers                                                  (21.142.453)                   -
   Decrease in consolidated severance pay                                  (2.678.420)                   -
   Decrease in other liabilities                                                    -              (64.459)
   Decrease in minority interest                                             (219.646)          (2.281.576)
   Decrease in capital surplus                                                      -           (1.225.664)
   Decrease in reserves                                                             -               (1.273)
   Decrease in surplus for valuation                                         (127.768)                   -
   Decrease for revaluation of the equity                                           -              (52.868)
                                                                      ---------------      ---------------

             Total application of funds                                  (111.169.303)        (181.271.892)
                                                                      ---------------      ---------------

   INCREASE (DECREASE) IN WORKING CAPITAL                             $     4.806.364      $  (213.346.978)
                                                                      ===============      ===============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION, (.)
(IN THOUSANDS OF COLOMBIAN PESOS)

                                                                                             DECEMBER 31,
                                                                       JUNE 30, 2004            2003
Analysis of changes in working capital
Current assets:
     Cash and cash equivalents                                        $    16.294.801      $    42.231.619
     Debtors                                                               (6.185.417)          41.628.146
     Deferred                                                               4.745.632            5.792.954
                                                                      ---------------      ---------------

     Total current assets                                                  14.855.016           89.652.719
                                                                      ---------------      ---------------

Current liabilities:
   Financial obligations                                                   22.190.249           81.693.206
   Suppliers                                                               (4.911.608)         150.431.416
   Accounts payable                                                        (3.447.415)          16.758.060
   Taxes, encumbrances and rates                                           (7.905.959)             936.094
   Labor obligations                                                         (426.562)          (5.997.009)
   Estimated liabilities and provisions                                   (18.416.162)          34.014.175
   Income received in advance                                              17.099.688           30.177.669
   Other liabilities                                                        5.866.421           (5.013.914)
                                                                      ---------------      ---------------

     Total current liabilities                                             10.048.652          302.999.697
                                                                      ---------------      ---------------

INCREASE (DECREASE) IN WORKING CAPITAL                                $     4.806.364      $  (213.346.978)
                                                                      ===============      ===============

The attached notes are an integral part of the financial statements

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS)

                                                                                 JUNE 30, 2004      DECEMBER 31, 2003
CASH FLOW IN OPERATING ACTIVITIES
   Net earnings (loss) for the period                                           $    25,708,072      $  (340,708,972)
   Adjustments to reconcile the net earnings
   with the net cash provided by (used in) operations:
   Depreciation                                                                      11,927,845           14,157,118
   Provision for investments                                                                  -               33,452
   Provision and write off portfolio - Net                                            3,578,672           26,870,266
   Provision and write off inventories - Net                                          7,726,650            1,166,943
   Provision and write off property, plant and equipment - Net                        4,049,370           (1,179,478)
   Amortization of deferred charges                                                   9,335,334           27,350,541
   Amortization of intangibles                                                          120,390           24,388,746
   Retirement pensions                                                               43,016,021          151,221,889
   Retirement pension cost and expenses prior periods                                18,796,222                    -
   Monetary correction - Net                                                        (36,585,144)         (17,906,282)
   Unrealized exchange difference on investments                                         36,767              397,292
   Net loss on disposal of property                                                   1,646,234              867,461
   Reclassification of financial obligations to suppliers                                     -           (7,036,646)
   Variation in shareholders equity accounts for effect of the consolidation           (124,989)          (1,865,827)
   Changes in the assets and liabilities that provided
      (used) cash:

      Debtors                                                                        14,091,014          (70,316,509)
      Deposits                                                                      (33,568,695)         (47,231,854)
      Inventories                                                                    (2,037,864)           5,660,228
      Deferred                                                                      (18,128,713)         (59,850,095)
      Intangibles                                                                             -           (2,941,264)
      Other assets                                                                            -           17,544,344
      Valuation surplus                                                                       -             (239,140)
      Suppliers                                                                     (26,054,061)         176,001,425
      Accounts payable                                                               (3,447,415)          16,758,060
      Taxes, encumbrances and rates                                                  (7,905,959)             936,094
      Labor obligations                                                              (3,104,982)          (3,058,910)
      Retirement pensions                                                            18,475,363           49,627,341
      Estimated liabilities and provisions                                          (18,416,162)          34,014,175
      Income received in advance                                                     17,099,688           30,177,669
      Other liabilities                                                               5,866,421           (5,078,373)
                                                                                ---------------      ---------------

CASH PROVIDED BY OPERATING ACTIVITIES                                                32,100,079           19,759,694
                                                                                ---------------      ---------------

CASH FLOW FROM INVESTING ACTIVITIES:
   Additions to investments                                                          (6,548,875)            (110,540)
   Addition to property, plant and equipment                                         (9,494,169)          (9,024,521)
   Disposal of property, plant and equipment                                             15,228            5,497,922
   Disposal of other assets                                                                 621                    -
                                                                                ---------------      ---------------

CASH USED IN INVESTING ACTIVITIES                                                   (16,027,195)          (3,637,139)
                                                                                ---------------      ---------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Increase in financial obligations                                                 14,975,647           52,438,357
   Payments of financial obligations                                                (14,753,730)         (26,329,292)
                                                                                ---------------      ---------------

CASH PROVIDED IN FINANCING ACTIVITIES                                                   221,917           26,109,065
                                                                                ---------------      ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                            16,294,801           42,231,620
                                                                                ---------------      ---------------

CASH AND CASH EQUIVALENTS:

   AT BEGINNING OF YEAR                                                              95,254,520           53,022,900
                                                                                ---------------      ---------------

   AT END OF YEAR                                                               $   111,549,321      $    95,254,520
                                                                                ===============      ===============

The attached notes are an integral part of the financial statements.

AEROVIAS NACIONALES DE COLOMBIA S.A. - AVIANCA S.A.
AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS OF COLOMBIAN PESOS AND THOUSAND DOLLARS; EXCEPT AS OTHERWISE INDICATED)

1.    OPERATIONS

      Aerovias Nacionales de Colombia S.A. - Avianca, is a corporation established on December 5, 1919 with a period of duration of 100 years. Its main purpose is the commercial exploitation of air transportation services of all types and airmail services in all forms under Colombian law. Additionally, the Company is dedicated to the exploitation of the commercial, technical and scientific applications of civil aviation.

      The General Assembly of Shareholders of the Company in an extraordinary meeting held on August 16, 2002, minutes No. 30, authorized the cancellation of the inscription of its shares in the National Registry of Securities and Middlemen and in the Colombian Stock Exchange. With resolution No. 0824 of October 29, 2002 from the Superintendence of Securities the cancellation of the inscription of the securities of Aerovias Nacionales de Colombia S.A. - Avianca in the National Registry of Securities and Middlemen is authorized.

      With Resolution 544 of May 23, 2003 the Superintendence of Ports and Transportation submits the Company to control. In accordance with the Company by-laws, an annual closing of its operations must be prepared at December 31st each year; however, for requirements from the Superintendence of Ports and Transportation additional closings are being prepared in the months of April, June, August and October 2004.

      CONSOLIDATION PRINCIPLES - The consolidated financial statements include the accounts of Aerovias Nacionales de Colombia S.A. Avianca S.A. and its subsidiaries, that comply with the following features:

      - When more than 50% of the capital belongs to the parent company, directly o through mid dlemen or with the cooperation of is subsidiaries or with the subordinated of the latter.

      - When the parent company and the subsidiaries have, jointly or separately, the right to issue the votes that constitute the minimum deciding majority in the maximum social organ, or have the number of votes necessary to elect the majority of the members of the Board of Directors.

      - When the parent, directly, through or with the cooperation of the subsidiaries, for the reason of an act or transaction with the held company or with its partners, exerts certain dominant influence on the decisions of the organs of the management of the Firm.

      All the accounts and significant transactions carried out among these Companies have been eliminated in the consolidation.

      PRESENTATION BASES - The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Colombia. The companies considered in the consolidation process are the following: Aerovias Nacionales de Colombia S.A. - Avianca S.A., Sociedad Aeronautica de Medelin Consolidada S.A. Sam S.A., Corporacion de Viajes Coviajes Ltda. and Avianca Inc.

      The amount of the assets, liabilities, equity and results for the period for the Company and for each of the Company's subordinates included in the respective consolidation for the year 2004 is the following:

                                                                                    RESULTS FOR THE
                                        ASSETS        LIABILITIES       EQUITY          PERIOD
Aerovias Nacionales de Colombia
  S.A., Avianca S.A.                $1.183.108.904  $1.497.120.994  $(314.012.090)  $    24.314.051

Sociedad Aeronautica de Medellin
  Consolidada S.A., Sam S.A.           104.144.325     127.429.787    (23.285.462)       (2.482.818)

Corporacion de Viajes Coviajes
  Ltda.                                      9.040          15.000         (5.960)          (10.301)

Avianca Inc.                           108.586.666      89.837.280     18.749.387          (968.459)

2.    SUMMARY OF THE MAIN ACCOUNTING POLICIES

      The accounting records of the Subordinate Companies follow the accounting principles generally accepted in Colombia prescribed by Decrees 2649 and 2650 of 1993 and other complementary rulings, some of which are summarized below:

a. Monetary unit - In accordance with legal provisions, the monetary unit used by the Companies is the Colombian peso.

b. Recognition of income and commissions - Any revenues for transportation tickets sold and pending use, are classified as income received in advance until the time of their use.

      There are also recognized as income those tickets that have not been used in a lapsed time equal to or more than one year, or that for tariff regulation have lost their validity (Expired Tickets).

      Income originated from other sales and maintenance services are recognized during the contractual period or when the services are rendered.

      As from the year 2003, nonoperating income from penalties were reclassified to operating income.

c. Investments - Negotiable investments of fixed income are recorded at cost and valued through the accrual of yields; negotiable investments of variable income and those permanent ones of non-holding entities are valued at cost adjusted for inflation.

      The provision represents the amount considered as necessary to cover any eventuality that may be present for devaluation in the caption of investments.

d. Provision for debtors - Represents the amount estimated as necessary to give adequate protection against losses in normal credits.

e. Deposits - Includes deposits given in guarantee to lessors of aircraft in compliance with lease contracts. It additionally includes the advances delivered as commercial severance. As from the year 2002 the Company changed the method of recording advanced payments to agencies and agents for commercial severance, recording them as an advances receivable and not as an expense of the period.

f. Inventories - Valued at historical cost not exceeding the replacement value or sale in the market, adjusted for inflation as from January 1, 2003, in accordance with rules on the matter. The cost is determined at the average cost. The provision is determined on the basis of technical analysis of obsolescence and slow movement.

g.    Deferred -

      Prepaid expenses - They are mainly commissions on the sale of domestic and international tickets, insurance premiums, advanced interest, fees, leases and subscriptions that are amortized in accordance with the use of the ticket, the life of the policies, the contract or the time it is expected to receive the service, whenever occur first.

      Deferred charges - Mainly comprise the costs incurred in studies and research for the projects, such as control of revenues (RAPID), total solution (SAP), re-inventing the airline and chapter 11 (C-II) and costs incurred in the acquisition and implementation of new information systems, bonuses and general expenses in the process of integration of the Alianza Summa improvement to leased property among others; which are amortized over the term of the expected benefit.

      It additionally includes the deferred income tax generated by the effect of the temporary differences between books and taxes in the treatment of certain items.

      The deferred charges related to the restructuring of the Company, as well as the deferred charges for the integration process of the Alianza Summa shall be amortized at the time in which the process of Chapter 11 ends; for budget effects it is estimated that this process shall be terminated in September 2004.

h. Intangibles - Intangible assets comprise: i) the trust of administration, guarantee and source of payment created to guarantee the retirement pensions of the land personnel; and ii) the goodwill, originated by definite acquisitions, or appraisals effected by a price higher than the value in the books of the entity or business. The goodwill formed is being reversed in a term of four years, thus: 1% in 2002, 8% in 2003, 21% in 2004 and 70% in 2005. The goodwill acquired is amortized in a period of 13 years, by the straight-line method.

i. Property, plant and equipment - Net - Are recorded at cost adjusted for inflation and depreciated on the basis of the straight-line method over the estimated useful lives generally accepted in Colombia for accounting purposes. The annual rates of depreciation used are the following: buildings 5%, fleet and flight equipment 15% and 10%, furniture and fixtures and machinery and office equipment 10%; vehicles and computer equipment 20%. The Company does not estimate any residual value for its assets because it considers this is not relatively important, the assets are therefore being depreciated in full. Repair and maintenance expenses are charged to results as they are incurred.

j. Financial lease contracts with and without purchase option - In accordance with the legal rules in force, the rental paid in development of the financial lease contracts for planes with purchase option, for complying with the legal requirements and for being international leasing, are charged directly to the expenses of the period based on the terms of the contracts. The rights of the contracts are recorded in memo accounts. Once the purchase option is exercised the assets are recorded in property, plant and equipment for the value of the option.

k. Valuations - These correspond to the differences existing between: the realization value determined by appraisals of recognized technical value and the net value per books of the properties, plant and equipment, adjusted for inflation.

      These valuations are recorded in separate accounts within the assets, and as a surplus for valuations, the latter being not appropriate for distribution. Devaluations of assets are recorded directly in the statement of results as expenses for the period.

l. Labor obligations - The liability corresponds to the obligations that the Company has for legal and extra-legal benefits for its employees.

m. Retirement pensions - Represents the present value of all the future monthly payments that the Company must pay to those employees who completed or shall complete certain legal requirements with respect to age, time of service and others, determined on the basis of the actuarial studies that the company obtains annually, according to the provisions of the rules in force.

n. Maintenance costs - Based on the technical standards established by the industry, the Company provisions the cost to be incurred in the future for maintenance services and major repairs of aircraft, Boeing 757, 767, MD83 and Fokker 50. The provision is recorded with a charge to results in function of the hours flown during the period. The costs of minor and routine services to maintain in operation the above-mentioned fleet are recorded directly as expenses.

      The Company makes monthly payments to lessors in order to cover the major part of the major future costs of maintenance and repair services as a higher value of the rent, on the basis of the hours flown and liquidated in the terms of the lease contracts and are taken to expense in the respective period.

o. Mileage recognition - The Company does not provision the value of the mileage; the value of the liability is recognized and controlled in the memo accounts to the value of one peso per mile. When the passenger redeems these rights the ticket for the route required is issued and would only represent a revenue for the Company in case of acquiring additional miles. The expense is recognized only for the concept of service on board and when the passenger travels by other Companies with which there are agreements.

p. Provision for contingencies - For the year 2003 the Company took the decision of making provision for financial stabilization for the total probable contingencies for labor, commercial, civil and criminal litigation,. (Note 19).

q. Provision for commercial severance-For the year 2004 the Company determined to make the decision of constituting a provision to cover probable contingencies for the concept of commercial agency with the travel agencies and agents, equivalent to a 10% of the balance of the deposits delivered as commercial severance to such agencies and agents. (Note 9).

r. Provision for income tax - The Company determines the provision for income tax on the basis of earnings at the rates specified in the taxation rulings, or on the basis of the presumptive income method.

s. Foreign currency - The transactions and balances in foreign currency are translated into Colombian pesos at the representative market rate, certified by the Banking Superintendence.

      The exchange difference resulting from debts in foreign currency for the acquisition of inventories and property, plant and equipment is capitalized in such assets until these be in conditions of sale or use. The exchange difference originated in accounts receivable or payable not related to inventories or fixed assets is taken to results.

      The exchange rate used to adjust the balance resulting in U.S. dollars as of June 30, 2004 and as of December 31, 2003 was of $2.699,58 (pesos) and $2.778,21 (pesos) per USD 1, respectively.

t. Inflation adjustments - Non-monetary assets and liabilities, with the exception of inventories up to the year 2002, and the shareholders' equity with exception of the valuation surplus are adjusted to recognize the effects of inflation, using adjustment percentages determined on the basis of the variation of the consumer price index (4,48% at June 30, 2004 and 6,49% for the year 2003). The monetary correction thus determined, is included in the results for the period.

      In conformity with the principles that govern the inflation adjustments in Colombia, such adjustments do neither include the inflation occurred up to December 31, 1991, nor require that the comparative financial statements presented along with financial statements of subsequent dates, be restated in updated currency.

      As from the year 2003, in accordance with the Provisions of Law 788 of 2002, the Company records inflation adjustments on its inventories. Up to December 31, 2002 the inflation adjustment was not required thereof.

u. Net loss per share - It is determined on the basis of the weighted average number of shares outstanding during the period.

v. Cash equivalents - For the purposes of presentation in the statement of cash flows, the Company classifies in the caption of cash equivalents, investments with maturity of three months or less counted as from the date of their original issuance.

w. Accounting estimates - The preparation of financial statements in conformity with the generally accepted accounting principles requires that the Management makes certain estimations and assumptions that affect the amounts reported on assets, liabilities, income and expenses reported during the period.

x. Memo accounts - Include rights and Contingent liabilities , as well as differences between the accounting and fiscal figures.

y. Reclassifications - Some figures of the financial statements for the year 2002 have been reclassified for comparative purposes and are presented under classifications of the accounts indicated in the Standard Chart of Accounts.

z. Translation of financial statements - The financial statements of the foreign subordinate are translated into Colombian pesos, before initiating the consolidation process, in accordance with the accounting principles applied in Colombia. The figures of the balance sheet are translated at the closing exchange rate, with the exception of the equity that is translated at historical rates, and the figures of the statement of results are translated at the average exchange rate.

aa. Language translation for the convenience of readers - The financial statements have been translated into English for the convenience of readers in the United States of America.

3.    GOING CONCERN

      In accordance with the terms of the U.S. Federal Economic Restructuring code, Avianca and its affiliate Avianca Inc. advance in the process of Chapter 11 initiated on March 21, 2003, before the Bankruptcy Court of the South District of New York. Under this frame of legal protection, the Company seeks to restructure the pre-existent debt as of March 21, 2003 with its creditors, while it maintains the administration of its businesses.

      MANAGEMENT'S ACTION PLAN - `Flight Plan of the Transformation'

      Simultaneously with the process of C-11 the Management of the Company has been carrying on the action plan called `Flight Plan of the Transformation', that has permitted it the development of different projects oriented toward the optimization of the practices of revenue management, the re-design of the network toward the more profitable routes and frequencies, the renegotiation of the rental payments, the cost structure rationalization and the cash management to provide liquidity.

      As of June of the year 2004, Avianca has achieved important results, both operating and financial, among which there may be emphasized:

      - Improvement of the total revenues in the order of 25,3% in the period January to June, in front of the results for the same period of the immediately prior year. The above, for effects of the growth in the international market and better tariff practices (Commercial quantitative approach).

      - Results of EBITDA and operating profit in amounts that exceed the 100% of increase with respect to the period January to June 2003, while the operating costs increased by 9,8%.

      - Maintenance of the domestic market participation (47,9%) and international (45,6%).

      - Strengthening of the business units, New business and other sources of income.

4.    RESTRUCTURING PROCESS

      FLIGHT PLAN OF THE TRANSFORMATION- The Company maintains its policy of safe, punctual, warm and profitable service, oriented toward achieving the loyalty of its clients.

      The Flight Plan indicates as priorities those ones valued by clients, namely, safety, compliance and satisfaction with the service. For that purpose effort is made toward the development of projects that permit:

      -     To maintaining the highest standards of security.

      -     To be leaders in punctuality.

      -     To innovate in products and services.

      -     To be the airline preferred by Colombians.

      About Human Talent the Company works in the consolidation of a winner human team, committed, enthusiast, recognized for its culture service and focused toward results.

      PRESENTATION OF THE RESTRUCTURING PLAN - Avianca submitted to the consideration of the Court of New York the proposal of the terms of its Financial Reorganization Plan, agreed since June 30, 2004 with the support of the Creditors Committee, and which was filed on July 1, 2004.

      The terms of the Reorganization Plan include a capitalization of US$63 million conformed by resources of OceanAir and of the National Federation of Coffee Growers of Colombia. Such Plan gathers the financial projections, classification of the debts and treatment of them, as well as the structure of capital necessary for its feasibility, same shall be duly spread once approved in conformity with the procedures proper of the process that shall permit the Enterprise to reorganize its economic position and emerge strengthened from C-11.

      STAGES TO BE FOLLOWED - After the presentation of the Plan, the Judge must pronounce himself on the legality of same. The date for this hearing, initially planned for August 18th, shall be held on August 24th.

      Once the terms and final conditions are adopted it shall be forward for knowledge and voting by the creditors. The results of the scrutiny shall be sent to the Judge, who has between 15 and 20 additional days to analyze the voting.

      Upon termination of this period, the Judge shall call for a Hearing for Confirmation of the Plan. As from that moment it is not possible to present new investment proposals and/or Reorganization Plans. Once the decision is confirmed, the Enterprise must complete the documentation and the steps required to emerge from the C-11. The Company expects to come out of same before the end of 2004.

5.    CASH AND CASH EQUIVALENTS

                                                            JUNE 30,        DECEMBER 31,
                                                              2004              2003
a) Cash (1)                                              $   52.311.470    $  41.963.229

b) Investments
   Wachovia (2)                                              18.910.237       23.282.860
   The Bank of New York (3)                                  26.583.940       14.148.961
   Banco Tequendama (4)                                         182.784       10.279.370
   Bancafe Internacional (5)                                    707.357        1.908.700
   Fiducomercio                                               1.852.741        1.290.954
   Fiducoldex                                                 3.144.954                -
   Banco Mercantil (6)                                        1.898.141                -
   Company of Stock Exchange Professionals (7)                2.580.282          767.536
   Fiduagraria S.A.                                                   -          713.603
   Fiduciaria La Previsora                                      847.387          358.210
   Exporcredit Colombia S.A.(8)                                 655.787          280.262
   Corporacion Financiera Colombiana S.A.                       150.407          150.407
   Fiduciaria Santander Investment Trust                              -           29.280
   Ultrabursatiles                                            1.000.822           47.768
   Corredores Asociados                                          50.439           20.174
   Banco Superior (9)                                           627.715           12.300
   Other minors                                                  44.858              906
                                                         --------------    -------------

   Total                                                 $  111.549.321    $  95.254.520
                                                         ==============    =============

(1) Upon decision of the Court of New York in Colombia resources should be maintained to cover the expenses corresponding to 7 days, the excesses must be transferred to the dollar accounts in the United States. In Banco Bogota account No.165010554, the Company has a Stand By constituted for USD51,000 whose maturity date is July 21, 2004.

(2) This investment was transferred to the bank account, for such money shall be handled from the bank.

(3) Fiducia (Master Trust) that manages the revenues from the sale of tickets abroad with credit cards, a modality that commenced to operate during the year 2002. This investment is supporting the financial obligations with the same bank. As of December 31, 2002 the bank withheld this cash and redeemed it in the month of February 2003. By the end of year 2003 the balance is withheld for restrictions of Chapter 11.

(4) This corresponds to cash withheld by governmental Provisions in Caracas Venezuela.

(5)   This corresponds to a CDT with quarterly renewal.

(6) Are being acquired monthly to be recovered in the following month, in order not to leave cash without generating any yield.

(7) The increase is due to the constitution of a REPO investment in June 2004, in the amount of $2,000 million, and the difference corresponds to the purchase of foreign currency.

(8)   Delivered as guarantee for the temporary import of one Fokker 50.

(9) Collects all the sales by the BSP selling agencies and are destined to the payment of suppliers.

6.    DEBTORS

                                                                JUNE 30,          DECEMBER 31,
                                                                  2004                2003
Domestic clients (1)                                         $    68.159.957    $     54.903.366
Foreign clients (2)                                               21.567.237          55.490.063
Accounts receivable, Clearing House (3)                           27.450.011          15.516.954
Accounts receivable, Aces (4)                                     41.434.685          41.281.192
Prepayments and advances (5)                                      44.062.804          26.729.394
Tax advances and contributions (6)                                16.165.882          10.932.232
Employees                                                          1.645.861           1.051.647
Insurance claims                                                     534.762             344.324
Sundry debtors (7)                                                12.325.562          41.748.184
                                                             ---------------    ----------------

Subtotal                                                         233.346.761         247.997.356

Less: Provision for debtors                                       48.849.025          45.829.934
                                                             ---------------    ----------------

Subtotal                                                         184.497.736         202.167.422
                                                             ---------------    ----------------

Long-term portion:

Employees                                                            408.088             440.272
Accounts receivable outsiders (4)                                  4.476.449          14.113.590
                                                             ---------------    ----------------

Long-term portion                                                  4.884.537          14.553.862
                                                             ---------------    ----------------

Current portion                                              $   179.613.199    $    187.613.560
                                                             ===============    ================

(1) Corresponds to accounts receivable from offices, travel agencies, general agents and domestic legal entities.

(2) Corresponds to accounts receivable from offices, travel agencies, general agents and legal entities abroad.

(3) Corresponds to accounts receivable through the Clearing House directly to other Companies for use of tickets, cargo and services.

(4) Corresponds to accounts receivable from Aces for the operation (Domestic and foreign Interlinea and other services related to the operation) and tickets issued by Aces, which are honored by Avianca since August 2003 for the amount of $17 thousand million. This amount is Provisioned in full.

(5)   Corresponds to:

                                                                JUNE 30,          DECEMBER 31,
                                                                  2004                2003
Prepayments and advances to suppliers (*)                    $    18.182.941    $     20.569.670
Prepayment and advances to contractors (**)                       22.252.649           4.491.106
Prepayment and advances others                                       999.095           1.668.618
                                                             ---------------    ----------------

Total                                                        $    41.434.685    $     26.729.394
                                                             ===============    ================

(*) Basically corresponds to prepayments made to Fuel suppliers, furthermore prepayments were made to some of the suppliers of Chapter eleven (C11), among the suppliers there is Serdan, among others.

(**) Basically corresponds to the prepayments made to Civil Aeronautics for collection of airport rates.

(6)   Corresponds to:

Withholding tax at source                                    $    10.309.555    $      6.815.076
Withholding tax sales                                                538.722           1.159.912
Industry and Commerce Tax withheld                                   826.251             396.266
Other - surpluses, advances and withholdings                       4.491.354           2.560.978
                                                             ---------------    ----------------

Total                                                        $    16.165.882    $     10.932.232
                                                             ===============    ================

(7)   Corresponds to:

Income receivable - P.C.A. dividends                         $     1.083.462    $      1.083.462
Income receivable - interest deposits on Boeing planes                     -               1.841
Income receivable - services (*)                                   6.213.723           7.713.896
Income receivable - Leases                                           355.319             122.260
Income receivable - sale of assets                                 2.644.291             235.236
Reserves of maintenance. G.E. Capital Services                             -          10.939.020
Interest receivable retirement pensions trust (**)                   153.976          17.033.434
Others                                                             1.874.791           4.619.035
                                                             ---------------   -----------------

Total                                                        $    12.325.562    $     41.748.184
                                                             ===============    ================

(*) Corresponds to collections for utilities, gauging of equipment, miles, participation Deskubra leaflets, land assistance, maintenance services, stamp taxes.

(**) Corresponds to interest of the year 2003, originated by the loan to Valores Bavaria, which were recorded by Fiduciaria La Previsora for the payment of the land Provisions only up to year 2004.

The movement of the Provision for portfolio that covers the risk of uncollectible for the accounts receivable trade, the increase for the Aces' obligation and for the tickets honored to that Company, and its behavior, was the following:

Original balance                                             $    45.355.038    $     18.484.772
Write offs                                                          (881.313)         (8.998.506)
Provision                                                          4.375.301          36.343.668
                                                             ---------------    ----------------

Total provision for debtors                                  $    48.849.026    $     45.829.934
                                                             ===============    ================

7.    DEFERRED

                                                                JUNE 30,          DECEMBER 31,
                                                                  2004                2003
Current - Prepaid expenses:
   Commissions (1)                                           $    16.963.774    $      9.618.980
   Utilities                                                         605.719             143.208
   Fees (2)                                                          389.668             918.543
   Insurance and bonds (3)                                         6.558.752           8.571.422
   Leases                                                             18.588             606.396
   Interest                                                          225.599                   -
   Subscriptions                                                      75.106             202.244
   Others                                                                 97              30.878
                                                             ---------------    ----------------

Total                                                        $    24.837.303    $     20.091.671
                                                             ===============    ================

Long term - Deferred charges:
   Work in process (4)                                       $             -    $      2.655.830
   Special bonuses (5)                                            12.140.810          13.840.447
   Research studies and projects (6)                              65.006.614          38.129.922
   Deferred charges Alianza Summa (7)                                      -           4.274.935
   Software  (8)                                                   2.404.761           2.022.006
   Leasehold improvements (9)                                      1.582.480           3.298.207
   Deferred income tax (10)                                       50.000.000          50.000.000
   Licenses                                                          671.984             435.001
   Major services and of reserve flight equipment(11)                      -           6.491.599
   Third parties' repairs                                                  -             357.833
   Others                                                                  -              43.279
   Inflation adjustments                                           1.911.128           6.030.752
                                                             ---------------    ----------------

Total                                                        $   133.717.777    $    127.579.811
                                                             ===============    ================

(1) The balance reflected in this caption corresponds to all those commissions that have been cancelled or discounted through selling reports and that as of the date the service has not yet been rendered.

(2) Corresponds to advisory services for maintenance of the SAP system and brokerage for Insurance Intermediation to AON RE.

(3) The decrease is due to the amortization that was made from January to June of the policy of civil liability for the period of year 2004 Avianca and Sam.

(4) The acquisition and implementation costs of projects Nas and Pros were transferred to the account of Studies, Research and Projects (6).

(5) Delivered to collaborators separated from the Company for effects of the Alianza Summa integration the amortization of which began as from January 2003 for a period of five (5) years and for collaborators separated from the Company for restructuring C-11.

(6) Made up by the different acquisition and implementation costs of the following projects:

                               To be amortized when the restructure of Chapter 11
Oxygen                         is defined.                                             $       144.443
Total solution -SAP            Amortization for 3 years began on  May 2004                  10.060.380
Control revenues               In process of erection                                        2.160.165
Alianza Aerol Americana                                                                        601.287
Negotiation and planning       For amortization as soon as the restructuring of
fleets                         Chapter 11 is defined,                                          214.050
Reinventing Airline                                                                             17.142
Engineering                                                                                    336.431
                               For amortization when restructuring of Chapter 11 is
Chapter 11 - C11  (2)          defined                                                      41.020.428
Pros                           Amortization for 3 years began in January 2003,                 532.102
Nas                                                                                            671.581
Alianza Summa                  Amortization for 5 years began in January 2003,               4.346.756
Expenses between B757-N535     Amortization for 1,8 years began in  Nov de 2003,             4.901.849
                                                                                       ---------------

                               Total                                                   $    65.006.614
                                                                                       ---------------

(7) Constituted by the costs and expenses for the organization and launching of the project "Alianza Summa", which was transferred to the Studies, Research and Projects account (6).

(8) Is made up of all the software and license rights that the Company possesses, acquired to expedite the processes and optimize the information systems; amortization began for a period of three (3) years since the time of its acquisition.

(9) Includes the fitting of installations and corporative offices as in the areas of service to client, complying with parameters of occupational health, confort and security generating better quality of life ad attention to our travelers. Amortization started as from January 2003 for a period of five (5) years.

(10) To this date the Company has registered $50.000 million relating to one part of the tax for recovery in the future by the amortization of accumulated fiscal losses. As mentioned in Note 3 to the financial statements, the Administration of the Company considers that all the necessary measures have been taken that permit the realization of this asset in the future.

(11) Expenses generated by the delivery of a Plane B767 N535 to Ansett World Wide Aviation Services, corresponding to the consequential damage for the anticipated return of the aircraft in the amount of USD2,500,000 which shall be amortized in 22 installments as from the month of November 2003 and were transferred to the Studies, research and projects account (6).

                                   BLANK SPACE

8.    DEPOSITS

                                                                               JUNE 30, 2004               DECEMBER 31, 2003
             ENTITY                              CONCEPTO                DOLARES           COL           DOLARES         COL
Agencies and Agents (1)              Commercial severance pay         USD         -    $ 30.862.345    USD       -   $ 27.245.377
Iata Clearing House (2)              In guarantee                             8.000      21.596.640         12.000     33.338.520
Iata Security (3)                    In guarantee                         4.000.000      10.798.320              -              -
G, E, Capital Services               In guarantee                                 -               -              -              -
                                     MD-83, B-757, B-767 y kit                4.401      11.881.696          4.385     12.183.840
Customs Bond (4)                     In guarantee                           910.000       2.456.618              -              -
Pegasus Aviation Inc                 In guarantee  B-757                      3.375       9.111.083          3.375      9.376.459
Airplane                             In guarantee MD-83, B-757
                                     and turbine                              3.144       8.487.749          3.144      8.734.970
American Express                     In guarantee B-757                       2.930       7.909.425              -              -
Anssett Worldwide Aviation           In guarantee MD-83, B-757, B-767         2.505       6.631.390          2.602      7.229.616
Fokker Aircraft B,V,                 In guarantee Fokker 50, Tools            1.401       3.783.654          1.274      3.540.147
Stanley B, Burns                     In guarantee                               787       2.124.569            787      2.186.451
International Lease Finance Corp,    In guarantee B-757                       1.000       2.699.580          1.000      2.778.210
Customs Bond                         In guarantee                                 -               -            910      2.528.171
Rolls Royce                          In guarantee Motor B-757                   695       1.875.320            695      1.929.942
Pratt & Whitney                      In guarantee Motor MD-83                   550       1.484.769            550      1.528.015
CIT Aerospace                        In guarantee Motor B-757                   655       1.768.225            655      1.819.728
ARC                                  In guarantee                               450       1.214.811            450      1.250.194
Icelandair                           In guarantee B-757                         109         294.902            350        972.373
Bank of America                      In guarantee                               343         926.660            343        953.651
Aircraft Services (ASIG)             In guarantee                               270         728.887            270        750.117
AVSA Current Account                 In guarantee                               600       1.619.748              -              -
VISA & Master Card                   In guarantee                             8.364      22.579.691              -              -
Diners Club                          In guarantee                                50         134.979              -              -
Discover                             In guarantee                               500       1.349.790              -              -
Aeronautica Civil (5)                In guarantee Svs Apto                        -       1.200.000              -      1.200.000
Ferreteria Industrial S.A.           In guarantee Embargo                         -         587.037              -      1.281.580
Eucardo Garcia                       In guarantee Embargo                         -       1.200.000              -      1.200.000
Vitral Textil Ltda,                  In guarantee Embargo                         -         445.879              -        444.410
Municipio de Barranquilla            In guarantee Embargo                         -         395.318              -        395.318
DLAN                                 In guarantee Embargo                         -          24.087              -              -
Instituto de Seguros Sociales        In guarantee Embargo                         -         220.198              -              -
Other (6)                                                                       125       5.089.257              -      5.046.843
                                                                      -------------    ------------    -----------   ------------

Total                                                                 USD 4.950.254    $161.482.627    USD  32.790   $127.913.932
                                                                      =============    ============    ===========   ============

(1) Corresponds to amount delivered to the agencies and general agents in an anticipated way such as commercial severance pay, which is liquidated and paid in a monthly manner along with the sales commissions, in accordance to the contracts signed with them.

(2) Deposits required by IATA Clearing House as payment guarantee to travel agencies, which shall be refunded 10 days after issuance of Chapter 11.

(3)   Deposits as support of the transactions of sales in the United States.

(4)   Deposits required by the U.S. Customs to guarantee the exports.

(5) Deposits required by the Civil Aeronautics in order to guarantee the airport services related to C-11.

(6) These amounts are made up by deposits for plane safety, in guarantee, Deskubra plans and of security.

9.    INVENTORIES

                                                  JUNE 30,        DECEMBER 31,
                                                    2004              2003
Materials, parts and accessories (1)           $   58.636.861    $   56.857.209
Inventory of service to passengers                  3.232.145         3.212.722
Purveyors and others                                3.614.955         3.153.117
Inventories in transit                              1.477.780         1.039.147
Inflation Adjustments                               6.726.769                 -
                                               --------------    --------------

Subtotal                                           73.688.510        68.508.760
                                               --------------    --------------

Less - Provision for obsolescence                  29.755.802        22.029.152
                                               --------------    --------------

Total                                          $   43.932.708    $   46.479.608
                                               ==============    ==============

The movement of the provision for obsolescence was the following:

Original balance                               $   22.029.152    $   20.862.211
Write offs                                                  -         5.513.159
Provision of the year                               7.726.650         6.680.100
                                               --------------    --------------

Total                                          $   29.755.802    $   22.029.152
                                               ==============    ==============

(1) The Company granted guarantees with Aerocivil by virtue of the mercantile trust contract entered into with Fiduifi S.A. for an amount of USD2,015,873.

10.   PROPERTY, PLANT AND EQUIPMENT - NET

Flight equipment (1)                           $  178.776.362    $  169.758.935
Land                                                  674.350           640.602
Buildings (2)                                       5.087.360         4.860.593
Machinery and equipment (3)                        31.553.308        29.883.527
Office equipment (4)                                9.644.831        11.912.433
Computer equipment                                 30.870.091        28.009.251
Medical equipment                                      74.648            68.786
Vehicles                                            3.054.845         2.811.920
Property, plant and equipment in transit            4.861.048         3.033.809
                                               --------------    --------------

Subtotal                                          264.596.843       250.979.856
                                               --------------    --------------

Accumulated depreciation                         (197.644.100)     (176.137.929)
                                               --------------    --------------

Total                                          $   66.952.743    $   74.841.927
                                               ==============    ==============

(1) The fleet and air equipment mainly correspond to the adjustment cost for inflation of the components of the flight equipment in operation. The Company granted guarantees to Aerocivil by virtue of the business trust contract in guarantee entered into with Fiduifi S.A. for an amount of USD1,126,034. SAM has on the Land and Buildings to this date a promise of purchase sale for $469 million, signed with Valores Bavaria.

(2) As guarantee to the debt with DIAN the Company delivered 38 immovables for a commercial amount of $19,217,484.

(3) The Company determined not to insure the machinery and equipment, considering that these do not represent casualty risks such as collisions, robberies, etc. For their robust contexture itself, since their carcass has a minimum of 1/2 inch of width, these equipments are the paymovers and tractors, which displace themselves at a maximum speed of 20 k/h. in the airport areas.

(4) The Company has fixed assets in the amount of $7.6 million on consignment with the General Agent in London.

11.   INVESTMENTS

                                                  JUNE 30,        DECEMBER 31,
                                                    2004              2003
Permanent investments:
   Savia Ltda.                                 $      275.000    $      275.000
   Stichting "Sita Inc Foundation"                    561.882           578.249
   Helicol S.A. (1)                                 1.836.235         1.754.370
   Other foreign companies                             92.823            64.876
   Other investments                                  131.180           143.856
   Provision for protection of Investments         (2.208.570)       (2.179.682)
                                               --------------    --------------

Total                                          $      688.550    $      636.669
                                               ==============    ==============

(1) As of December 31, 2003 and 2002, the value of the Company investment in Sociedad helicoperos Nacionales de Colombia S.A. Helicol is provisioned in full, due o the difficult financial situation of the issuer.

12.   INTANGIBLES

Goodwill formed (1)                            $   96.139.919    $  108.436.180
Goodwill acquired (2)                                 145.547           702.273
Management trust (3)                              351.777.373       342.283.187
                                               --------------    --------------

Total                                          $  448.062.839    $  451.421.640
                                               ==============    ==============

(1) Corresponds to the appraisal of the Deprisa Internacional and Deskubra businesses for an amount of $119.161 million, in accordance with technical appraisals made by a specialized firm durig the lapse of the year 2004. For the years 2003 and 2002 there were reversed against the capital surplus account $23.020.718 equivalent to a 19,32% (See Note 2); in order to comply with the term of up to four (4) years for the reversal of the balances recorded, such as provided in External Circular No. 003 of 2002 from the Superintendence of Securities.

(2) In the year 2002 the Savia investment was capitalized in the amount of $702 million represented in 275.000 shares, investment that shall be amortized in a period of 3 years.

(3) Corresponds to the autonomous equity created with Fiduciaria La Previsora for an amount of $350.000 million in order to guarantee the payments of retired persons of land through the irrevocable transfer of all the active economic rights derived from the pledge contract with tenancy of shares of Inversiones Fenicia S.A., entered into between Valores Bavaria S.A. (Debtor Bavaria S.A. as codebtor) and Aerovias Nacionales de Colombia S.A.
      - Avianca S.A. (Creditor) in the aforementioned amount.

13.   OTHER ASSETS

                                                  JUNE 30,        DECEMBER 31,
                                                    2004              2003
Assets with Colseguros                         $       18.319    $       18.124
Art and Culture Property                              593.450           566.849
Other minor ones                                        1.163               927
                                               --------------    --------------

Total                                          $      612.932    $      585.900
                                               ==============    ==============

14.   FINANCIAL OBLIGATIONS

      AT SHORT TERM - The Companies have maintained during the period and the year ended at June 30, 2004 and December 31, 2003, obligations of approximately $90.635.788 and $106.239.659 respectively, mainly constituted by promissory notes and trust commissions. On such obligations, annual interest was paid in an average of 11.75% for the obligations in foreign currency and DTF TA plus additional points, between 2,00% and 10,80% for the domestic obligations. The DTF TA rate passed from 7,92% in December 2003 to 7,81% in June 2004, of which there are accrued to December 2003 and June 2004 interest for $42.859 and $18.846, respectively.

      AT LONG TERM -

         ENTITY           FORM OF      FINAL   AMOUNT  INTEREST     ACCRUED        JUNE 30,      DECEMBER 31,
                           PAYM'T    MATURITY   USD      RATE       INTEREST         2004           2003
Domestic:
   Valores Bavaria          P.V.     31/12/04          DTF + 2%   $   780.500   $   5.923.575   $   5.923.575
   Banco de Bogota          M.V.     02/04/06          DTF + 7%     1.884.852      31.211.963      31.211.963
   Primeother               P.V      31/12/04           Libor+7       113.413       6.166.710               -
   Federacion Nacional
   de Cafeteros             P.V.     31/12/04           Libor+7       109.444       6.166.710               -
   Expocredit Colombia               19/10/04                         225.598       3.351.577               -
   Others (1)                                                               -       7.131.072       7.921.348
Foreign:
   The Bank of New York     S.V.     24/12/05  20.701    11.75%     3.078.988      55.883.750      56.953.790
   Primeother               P.V      30/06/04  11.250   Libor+7     1.688.613      30.370.275      37.505.834
   Federacion Nacional
   de Cafeteros             P.V.     30/06/04   2.750   Libor+7             -       7.423.845      13.891.050
                                                                                -------------   -------------

Sub - total                                                                       153.629.477     153.407.560
                                                                                -------------   -------------

Current portion                                                                   128.429.908     106.239.659
                                                                                -------------   -------------
Total long term                                                                 $ 25.199.569    $  47.167.901
                                                                                =============   =============

      The maturity of the obligations in the following years is thus:

                   OBLIGATIONS IN        OBLIGATIONS IN FOREIGN
                 DOMESTIC CURRENCY              CURRENCY               TOTAL
2005             $      10.805.667    USD  4.841    $  13.067.949   $ 23.873.616
2006                     1.325.953             -                -      1.325.953
                 -----------------    -----------   -------------   ------------

                 $      12.131.619    USD  4.841    $  13.067.949   $ 25.199.569
                 =================    ==========    =============   ============

(1) Corresponds to: - Obligation with Banco Colpatria for $2.000.000, which is paid month due at a rate of DTF+6% and its final maturity is on December 12, 2004. - Obligation with Banco Superior for $3.437.035 which is paid quarterly due at a rate of DTF+8% and its final maturity is on December 28, 2004 - Obligation with Serfinanza for $641.550. which is paid by semester due at a rate of DTF+10,8% and its final maturity is on December 19, 2004. - Obligation with Ifileasing for $521.907 which is paid month due at a rate of DTF+8% and its final maturity is on August 2005 and Expocredit de Colombia for $525.105 which is paid at a rate of 8% and its final maturity is on December 18, 2004.

      These obligations were acquired for working capital and are guaranteed by Trust Commission and promissory notes; in the case of the obligation contracted with The Bank of New York it is guaranteed with the assignment of the rights derived from the collections of sales for credit cards in the United States while such obligation lasts; for the primeother loan a promissory note was signed, the same as for the Federacion Nacional de Cafeteros, and its maturity date is at 6 months.

15.   SUPPLIERS

                                                  JUNE 30,        DECEMBER 31,
                                                    2004              2003
Domestic suppliers (1)                         $  156.798.547    $  110.572.852
Foreign suppliers (2)                             291.213.287       368.936.816
Interline and home office billing (3)               6.755.423         1.311.650
                                               --------------    --------------

Total                                             454.767.257       480.821.318

Long term (4)                                     183.011.743       204.154.196
                                               --------------    --------------

Short term                                     $  271.755.514    $  276.667.122
                                               ==============    ==============

(1) The Domestic Suppliers with the major importance are: DIAN, ACES, Exxon Mobil de Colombia and Valores Bavaria,

(2) The Foreign Suppliers with the major importance are: Aircraft lessors, maintenance aircraft suppliers and foreign fuel suppliers.

      Domestic and foreign suppliers increased because Avianca and its affiliate Avianca Inc., on taking refuge on Chapter 11 before the Court of New York, leaves the domestic and foreign accounts payable frozen, which were generated before March 21 2003. Some payments have been made to critical suppliers of the operation in Colombia and in foreign countries upon prior authorization from the U. S. Court of Bankruptcy, New York South District. The most representative debts are:

                                                                    JUNE 30,
                                                                      2004
Pegasus Aviation Inc.                          USD      6.261    $   16.901.422
G,E, Capital Aviation Services                          4.085        11.029.107
Exxon Mobil de Colombia S.A.                                -        10.909.116
Unidad Administrativa Direccion de Impuestos                -        10.564.361
Pratt & Whitney Eagle Services                          3.244         8.756.464
Alfa Romeo Avio - Fiat Avio                             2.263         6.108.417
Valores Bavaria S.A.                                        -         8.053.062
Aerolineas Centrales de Colombia                            -         7.817.506
Ansett World Wide Aviation Services                     2.075         5.603.727

(3) Interline billing are all those accounts payable that are generated with other airlines.

(4)   A break up of the long-term suppliers is the following:

                                                       JUNE 30, 2004                DECEMBER 31, 2003
G.E. Capital Aviation Service                  USD   16.399   $   44.270.128   USD   22.953   $  63.768.164
Wasserstein  Perella & CO                            16.305       44.015.961         15.277      42.442.434
Debis Air - Finance B.V.                             11.398       30.768.718         11.624      32.294.024
Ansett World Wide Aviation Services                   7.748       20.916.734          7.902      21.953.645
Valores Bavaria S.A.                                      -       18.751.962              -      18.872.818
Aerfi Group PLC                                       5.058       13.655.675          5.159      14.332.631
P.C.A.  S.A.                                              -        3.353.964              -       3.353.964
British Aerospace Inc, (First Secur) (a)                  -                -          1.109       3.080.626
Babcock & Brown (Alps-94)                                 -                -              -               -
Inversiones Cromos S.A.                                   -        2.721.298              -       2.721.298
Red Colombia S.A.                                         -          573.388              -         573.388
Empresa Colombiana de Telecomunicaciones                  -          432.625              -         432.625
Caracol Television S.A.                                   -          257.377              -         257.376
Primer Air Ltda (b)                                       -           71.203              -          71.203
Rafael Espinoza                                           -           49.525              -               -
Petroleum Aviation and Services S.A.(c)                   -          120.857              -               -
Foreign exchange                                          -        3.052.328              -               -
                                               ------------   --------------   ------------   -------------

                                               USD   56.908   $  183.011.743   USD   64.024   $ 204.154.196
                                               ============   ==============   ============   =============

(a) On June 27, 2001, a restructuring agreement was signed between the Company, Avianca S.A. and the supplier of the flight equipment RJ-100. As a result of this agreement it was established that the total liability with this supplier amounted to USD17,722,335 for leases, interest and two promissory notes signed at the time of returning the flight equipment. Bristish Aerospace negotiated the note with Dresdner Kleinwort Wasserstein Limited. To December 2003 the debt is of USD16,628,684.24 including interest.

(b)   The debt with Inmobiliaria Aguila was assumed by Primer Air Ltda.

(c) In the year 2003 the debt with Petroleum Aviation and Services S.A. was assumed by Valores Bavaria.

      During the year 2003 renegotiations were carried out with the entities:
      Ansett Group, Gecas Group, Pegasus Group, leassors of the flight equipment to extend the term of the contract up to six (6) months for payments and reduction of rent for the same time.

16.   ACCOUNTS PAYABLE

                                                 JUNE 30,      DECEMBER 31,
                                                   2004           2003
Interest payable (1)                           $ 26.011.434   $   16.531.231
Accounts payable, taxes                           7.431.166       11.832.630
Costs and expenses payable                        6.720.421        7.615.698
Accounts payable to Contractors                   8.239.228        5.938.384
Accounts payable, insurance                         483.567       13.563.140
Accounts payable, fees                           12.524.110       11.587.334
Payroll withholdings and contributions            2.064.536        3.240.516
Accounts payable Chapter 11 (2)                  54.031.289       45.170.354
Other accounts payable (3)                        9.595.539       15.069.418
                                               ------------   --------------

Total                                          $127.101.290   $  130.548.705
                                               ============   ==============

(1) The most representative suppliers of accounts payable, interest as of June 30th and December 31st, are the following:

Wassertein Perrela & Co (a)                          $    4.033.075    $     684.584
Caja de Auxilio y Prestaciones ACDAC "CAXDAC" (b)         4.525.390        4.141.952
Valores Bavaria S.A. (b)                                  1.227.979          936.617
Bank of New York (c)                                      7.406.820        4.981.876
Banco de Bogota (c)                                       5.690.280        4.518.210
Others                                                    3.127.890        1.267.992
                                                     --------------    -------------

Total                                                $   26.011.434    $  16.531.231
                                                     ==============    =============

(a) For the year 2003 the debt of Wasserstein Perella & Co. was reclassified to Accounts payable, long term.

(b) Debts with Valores Bavaria and others were reclassified to accounts payable, Chapter 11

(c) Interest and obligations with The Bank of New York and Banco de Bogota, were accrued, and these have not been cancelled for restriction of chapter 11 (C-11).

      Restructuring agreement - Avianca S.A.- As part of the restructure long-term agreement with foreign creditors, it was agreed to restructure in the same terms the debts for services that existed with those related with the group Valores Bavaria S.A.

      The value of the definite capital for the long-term suppliers for the Companies related to the group Valores Bavaria S.A. was of $23.910 million, which term for their cancellation is of 7 years counted as from February 1, 2001 with a grace period for contributions to capital of 4 years, counted as from February 1, 2001 that extends up to January 31, 2005. As from the fifth year and at the maturity of the respective semester, as of July 31, 2005 and each 31st day of January and 31st day of July until their payment in full, shall be paid in equal installments of credit to Capital. The rate of remunerating interest in pesos is equivalent to a 9% per year in dollars for year due of 365 days. The interest for the first year, that is, from February 1, 2001 thru January 31 2002, was capitalized and became a higher value of the definite capital; interest for the second year were paid by due semester, the first payment being on July 31, 2003 and thereafter, each 31st day of January and each 31st day of July, until the date of its total payment.

      The debt contracted with Petroleum Aviation Services was transferred by Valores Bavaria S.A., as from May 2002, with respect to the debt that existed with Vise Ltda. Such debt was transferred in a 95% to Valores Bavaria S.A., and the 5% to Inmobiliaria Aguila S.A., as from May 1, 2002. With respect to the debt that existed with Serdan S.A. and Mision Temporal S.A. it was transferred to Valores Bavaria in full with effect on October 11, 2002.

      Restructuring agreement - Sam S.A. - As part of the long-term restructuring agreement made with foreign creditors it was agreed to restructure in the same terms the debts for services that might exist with the enterprises related to the group Valores Bavaria S.A. The term for its payment is 7 years, counted as from February 1, 2001, with a grace period that extends up to January 31, 2005.

 (2) The Company on taking refuge in Chapter 11 before the Court of New York, leaves frozen the domestic and foreign accounts payable that were generated before March 21, 2003. Some payments have been made to critical suppliers of the operation in Colombia and abroad, prior authorization from the Bankruptcy Court of the United States, South district of New York. The most representative debts are:

Caja de Auxilios y Prestaciones Caxdac                          $  12.527.448
Unidad Administrativa Especial de Tesoro Nacional                  10.564.361
Oag Worldwide                                                       1.150.144
Lasa S.A.                                                           1.202.058
Aerosucre S.A.                                                      1.067.145
Sabreinc                                                              928.668
Pros Revenue Management Inc                                           828.929
McCann Ericson Corporation S.A.                                       683.388
Coopava Cooperativa de Trabajadores                                   724.952
The Bank of New York                                                  599.421

            (*) The Court of New York has been approving payments to some direct suppliers necessary for the development of the business purpose of the Company.

 (3) Corresponds to accounts payable for transportation of baggage and flight services, among others.

17.   TAXES, ENCUMBRANCES AND RATES

                                                                      JUNE 30,         DECEMBER 31,
                                                                        2004               2003
Sales tax payable                                                  $     13.452.075   $    13.111.296
Industry and Commerce Tax(1)                                                (44.661)        2.427.834
Other taxes payable(2)                                                    1.608.205         7.382.448
                                                                   ----------------   ---------------

Total                                                              $     15.015.619   $    22.921.578
                                                                   ================   ===============

      (1) Corresponds to the sales tax generated and recovered from abroad and which was analyzed and adjusted against the recovery of other costs and expenses.

      (2) Corresponds to the sales tax generated and recovered from foreign countries, and which was analyzed and adjusted against recovery of other costs and expenses.

      Based on resolution 900009 of June 11, 2003 the Direction of Taxes and National Customs, Barranquilla Office, upon prior compliance with the legal obligations, granted the Company a payment facility to pay the pending obligations for sales tax returns VAT, withholdings at source, customs penalties and its respective interest. As guarantee there were delivered 38 immovables for the amount of $19.217.484 and an insurance policy for the amount of $7.000.000. In Avianca as of June 30th there is pending payment $23.111.000 discriminated thus:
      $6.551.000 for customs sanctions, $15.965.000 balance withholdings of December de 2002 and $ 595.000 for interest.

      INCOME TAX For the years 2003 and 2002 the Company did not calculate any income tax due to the fact that the liquid fiscal equity for the prior years, basis for the calculation of the presumptive income, is negative.

      As of June 30, 2004, in Avianca and Sam there are open the income tax returns for the taxable years 2003, 2002 and 2001, as well as the withholding tax returns and sales tax since the year 2001 to date. At this time, the income tax returns for the years 2002 and 2001 are being reviewed by the tax authorities and would become firm on September 4, 2005 and September 5, 2004 respectively. Likewise, the sales tax return for the first period of 2002 is being reviewed.

      As of June 30, 2004, in Sam there are open the tax returns for the taxable years 2002 and 2003, the same as the withholding tax returns and sales tax returns.

      For the years 2003 and 2004 Sam calculated the provision for income tax taking as a base the presumptive income on the liquid equity for the immediately preceding year.

18.   ESTIMATED LIABILITIES AND PROVISIONS

                                                                        JUNE 30,         DECEMBER 31,
                                                                         2004               2003
Maintenance (1)                                                    $      86.697.112  $     82.559.347
Insurance (2)                                                                694.000           611.432
Fiscal obligations (3)                                                    32.036.046        40.204.943
Facilities                                                                 3.771.219         7.213.533
Contingencies (4)                                                         22.465.750        13.895.472
Communications                                                               822.858         4.704.559
Hotel services                                                             3.698.301         1.593.549
Landings                                                                   3.305.370         2.604.547
Services to passengers                                                       421.900         2.428.158
Distribution and reserve systems (5)                                         105.644         2.852.716
Legal expenses                                                                 9.282           416.732
Labor expenses  (6)                                                        4.953.294        22.347.163
Extraordinary expenses (7)                                                   778.760         6.555.497
Others (8)                                                                22.511.549        12.699.599
                                                                   -----------------  ----------------

Total                                                              $     182.271.085  $    200.687.247
                                                                   =================  ================

      (1) The Company recognizes the costs of maintenance services and major repairs in accordance with the hours flown during the period. Minor and rutinary costs of services in order to maintain the fleet in operating conditions are recognized at the time of the service.

      (2) In the year 2002 there was recorded the Provision of invoices for extra-premiums of the policies of Civil Liability and of hulls for the months of October, November, like all the policies of the December operation, at the same time the contingency to Colseguros was recorded for premium at short term, which is in the process of negotiation with respect of the demandability of same and the eventual paymet agreement (Note 13). During October 2003 the Company signed a transaction agreement with the Aseguradora Colseguros, in order to credit and cross these amounts with the accounts receivable; nevertheless to this date it is pending approval by the Court of New York.

      (3) Corresponds to the provision that the Company has estimated, for the higher value taken as discountable, between the tariff of the tax on sales charged (10%) and the tariff of the sales tax discounted (16%). With Law 788 of December 27, 2002, the sales tax rate for sale of air tickets was unified in 16%.

      (4) Corresponds to the Provision of the total of probable contingencies for labor, commercial, civil and criminal litigation. Likewise there is recorded a Provision for USD$750,000 corresponding to the penalty for narcotics in the United States.

      (5) Relates to the accounts payable for the months of June, July and August pending billing for this concept.

      (6) Provision effected for the pension titles of the ISS that were not redeemed.

      (7) Corresponds to the provision for the negotiation in the return of fleet with ILFC, that will be renegotiated within Chapter 11.

      (8) Corresponds to bonuses for flexible salary of the directive personnel of the Companies; for Avianca it is pending definition and approval by the Court of New York, for Chapter 11, provision of services in Avianca of surveillance in New York and Miami from January to October 2003 pending billing.

19.   OTHER LIABILITIES

                                                                        JUNE 30,         DECEMBER 31,
                                                                         2004               2003
Prepayments and advances received (1)                               $      6.949.335   $        713.569
Deposits received (2)                                                      3.637.859          3.637.615
Income received for third parties (3)                                      2.122.496          2.492.085
                                                                    ----------------   ----------------

Total                                                               $     12.709.690   $      6.843.269
                                                                    ================   ================

      (1) Prepayments and advances received from clients, their decrease is due to the termination of the promotion Tuti Fruti flight plans by Bavaria.

      (2) Corresponds to deposits of Avianca as guarantee of contracts for the future purchase of immovables entered into with Bavaria in the amount of $3.637.597.

      (3) Relates to the collection of airport rates especially in the bases of Madrid and Miami, and the exit taxes and stamp tax toward foreign countries. During the month of June 2004, the U.S. Government required from the Company the payment of USD582,944, in outdated tariffs to its various agencies, including the Customs Service, the Department of Agriculture and the Department of National Security.

20.   LABOR OBLIGATIONS

                                                                           JUNE 30,              DECEMBER 31,
                                                                            2004                    2003

Consolidated severance pay (1)                                     $        3.517.171   $         6.370.656
Pensions payable                                                                    -               186.878
Interest on severance payable                                                 207.618               708.036
Consolidated vacations                                                      6.581.509             6.586.634
Retirement pensions (2)                                                   518.740.432           438.452.826
Extra-legal fringe benefits                                                 8.951.458             8.218.317
Salaries payable                                                            2.106.526             2.655.470
Others                                                                        310.577                53.850
                                                                   ------------------   -------------------

Subtotal                                                                  540.415.291           463.232.667
                                                                   ------------------   -------------------

Labor obligations, current portion                                         18.157.687            18.584.249
                                                                   ------------------   -------------------

Labor obligations, long term                                       $      522.257.604   $       444.648.418
                                                                   ==================   ===================

(1)  Consolidated severance pay
     Law 50 of 1990                                                $        3.517.171   $         1.970.595
     Former legislation                                                             -             4.400.061
                                                                   ------------------   -------------------

     Total consolidated severance pay                                       3.517.171             6.370.656
                                                                   ------------------   -------------------

     Less: short-term current portion                                              -                175.064
                                                                   ------------------   -------------------

     Consolidated severance pay, long term                         $        3.517.171   $         6.195.592
                                                                   ==================   ===================
(2)  Retirement pensions
     Land personnel:
     Present value future retirement pensions (*)                  $      358.162.210   $       304.847.998
                                                                   ------------------   -------------------

     Pensions to be amortized                                             (76.705.619)          (66.940.583)
                                                                   ------------------   -------------------

     Subtotal                                                             281.456.591           237.907.415
                                                                   ------------------   -------------------

(*) For June 30, 2004 and December 31, 2003 there is recorded within this account the amount of pension titles of 151 and 154 active Avianca employees (Stewards) and 22 active ones of Sam (Stewards)

Retirement pensions
  Flight personnel (pilots and copilots):
  Present value future retirement pensions  (*)                     $   485.055.992    $   347.779.003
                                                                       (167.511.661)      (147.233.592)
                                                                    ---------------    ---------------

  Retirement pensions to be amortized                                   317.544.331       (200.545.408)

  Balance Caxdac Statement Transfers                                    (80.260.490)       (67.900.251)
                                                                    ---------------    ---------------
  Subtotal                                                              237.283.841        200.545.411
                                                                    ---------------    ---------------

  Total provision for retirement pensions                           $   518.740.432    $   438.452.826
                                                                    ===============    ===============

(*) The amount of pension titles for 237 pilots, for the sum of $31.195.380 is recorded within this account.

            The Superintendence of Ports and Transportation approved the actuarial calculation on May 26, 2004; in this approval there is included the quotation of health administered by CAXDAC; the Company did not have this amount in mind for the actuarial calculation; in April 2004 the calculation was adjusted in accordance with this approval, generating an increase in the net calculation in comparison with the disclosed one in December 2003. For purposes of the amortization of the year 2004 of the CAXDAC pension calculation an annual increase of 20% is being projected.

            Payments for retirement pensions to pilots and copilots, covered with the special regime of transition are effected through the Caja de Auxilios y de Prestaciones ACDAC (CAXDAC), with the funds transferred by the Company.

            In accordance with the above, the company must have amortized the 100% of its pension obligations up to the year 2023, which represents annual charges at the rate of 3,77% of the actuarial calculation.

            Likewise, on January 13, 2003 the Colombian government issued Decree 051, whereby paragraph 4 of Article 77 of Decree 2649 of 1993 is amended, indicating that the economic entities different from the ones supervised by the Banking Superintendence that have complied with the obligations of amortization of the actuarial calculation in the way provided in such article may, as from the financial statements cut off at December 31, 2002, distribute the percentage to be amortized from their actuarial calculation up to the year 2023 in a linear way. Likewise, it is clarified that the economic entities that had not carried out the amortization of the actuarial calculation in the financial statements with a prior cut off December de 2002 in the way provided in this article, may apply this paragraph 4 if and when they amortize in the aforementioned financial statements the portion which they were obliged to prior to that date.

            On August 11, 2003 there was issued Decree 2279 by the Ministry of Finance and Public Credit, whereby partially regulates the paragraph of Article 54 of Law 100 of 1993, amended by Article 21 of Law 797 of 2003, which clarifies that the obligation of transferring resources to administrative entities in annual payments is extended up to the year 2023, but the term of amortization of the actuarial calculation is maintained without modification, on this subject the Superintendence of Ports and Transportation pronounced itself last September 12, 2003 per resolution No. 1591.

            On December 29, 2003 Law 860 was sanctioned which establishes again the term for the payment of the portion amortized and unamortized for the year 2023, now through monthly payments in twelve quotas of month due within the first ten days of he following month. Such law likewise converts the payment of interest for delay owed up to the date of issuance in a current debt payable in eight years.

            In the year 2001, the amortization of the actuarial calculations for retirement pensions for pensioned flyers or in Caxdac transition regime, Avianca reflects the procedure established by Circular No. 088 of 1995 issued by the Banking Superintendence. Before issuance of Law 797 of 2003, Avianca had pending drawing $42,270,245 corresponding to the transfers of the years indicated below:

Amount of capital, transfers year  1998                            $ 12.192.034
Amount of capital, transfers year 1999                               21.113.566
Amount of capital, transfers year 2000                                8.964.645

Sam had pending drawing $14.748.520 corresponding to the transfers of the years indicated below:

Amount of capital transfers year 1997                             $ 2.989.645
Amount of capital transfers year 1998                               1.131.917
Amount of capital transfers year 1999                               2.458.661
Amount of capital transfers year 2000                               8.168.297

21.   INCOME RECEIVED IN ADVANCE

      This caption is made up of the revenues originated in the sale of air transportation tickets sold pending to be used.

22.   SHAREHOLDERS' EQUITY

      CAPITAL - At June 30, 2004 and at December 31, 2003 the authorized capital was represented by 1.000.000.000.000 (1 billion) shares of which
      108.000.000.000 are preferred , with a nominal value of $0.01 per share; and the subscribed and paid-in capital of 743.708.638.300 of which
      101.746.321.300 are preferred stock.

      CAPITAL SURPLUS - Corresponds to the higher value received by the Company in the subscription of stock.

      REVALUATION OF EQUITY - Reflects the effect of the inflation adjustment applied to the equity account, with the exception of revaluations. Its balance can only be distributed as earnings whenever the entity is liquidated or its value is capitalized in conformity with the legal rules.

      VALUATION SURPLUS - The Company has recorded the following appraisals:

                                                    JUNE 30,         DECEMBER 31,
                                                     2004               2003
Property, plant and equipment                    $  56.467.398    $   56.467.398
Investments                                            368.601           496.403
Other assets                                         1.993.968         1.993.969
                                                 -------------    --------------

Total                                            $  58.829.967    $   58.957.770
                                                 =============    ==============

      The commercial valuations in 2002 were obtained through technical studies made by a specialized external firm or by personnel linked by payroll to the Company.

23.   MEMO ACCOUNTS

Debits:
 Contingent rights:
  Goods and values delivered on guarantee                       $  171.035.968     $  161.997.902
  Goods and values delivered under control of third
  parties                                                              398.809             34.632
  Inflation adjustments goods and values delivered                   5.271.634             59.289
  Litigation and/or claims                                          17.096.959         17.096.959
  Purchase sale options                                                110.330            110.330
  Inflation adjustments                                                 36.042             47.899
                                                                --------------     --------------

 Subtotal contingent rights                                        193.949.742        179.347.011
                                                                --------------     --------------

                                                                     JUNE 30,          DECEMBER 31,
                                                                       2004                2003
Fiscal:
 Fiscal difference on assets                                          272.877.141         274.816.831
 Accumulated fiscal loss                                              713.054.430         711.114.740
 Inflation adjustments                                                190.587.728         147.029.381
                                                                 ----------------    ----------------

Subtotal fiscal debtors                                             1.176.519.299       1.132.960.952
                                                                 ----------------    ----------------

Control:
 Turbine lease                                                         41.626.344          41.626.344
 Administrative center trust                                          342.283.188         342.283.188
 Advanced payment severance commercial agencies                           252.437                   -
 Sales to legal persons                                                   236.847                   -
 Inflation adjustments                                                 63.625.048          47.174.613
                                                                 ----------------    ----------------

Subtotal control debtors                                              448.023.864         431.084.145
                                                                 ----------------    ----------------

Total debit memo accounts                                        $  1.818.492.905    $  1.743.392.108
                                                                 ================    ================

Creditors:
 Contingent liabilities
 Labor expenses                                                  $     29.837.560    $     16.837.560
 Claims and litigation                                                  6.078.335           6.078.335
 Losses SAM (Equity method)                                            86.414.314          86.343.455
 Coviajes Losses (Equity method)                                                -              70.859
 Plot of land (La Soledad) Barranquilla                                51.137.273          51.137.273
 Bank guarantees and endorsements                                      49.788.997          46.197.977
 Purchase option Mat'ls & Goods per Vallejo Plan                                -          32.890.816
 Goods and securities received in guarantee                             1.153.628           1.153.628
 Goods and securities received by third parties                                 -          12.476.477
 Aviancaplus' redeemable miles                                                  -           3.591.020
 Inflation adjustments                                                 45.933.115          50.620.310
 Litigation and civil claims                                          298.713.299         277.313.299
 Litigation and taxation claims                                         5.321.083           8.463.061
                                                                 ----------------    ----------------

Subtotal contingent liabilities                                       574.377.604         593.174.070
                                                                 ----------------    ----------------

Fiscal:
 Differences in liability accounts                                    167.190.202         167.190.202
 Inflation adjustments                                                  6.281.774           3.660.621
                                                                 ----------------    ----------------

                                                                      173.471.976         170.850.823
                                                                 ----------------    ----------------

                                                                          JUNE 30,             DECEMBER 31,
                                                                           2004                    2003
 Control:
  Lease contracts other concepts                                           276.727.974             272.254.513

 Subtotal control credits                                                  276.727.974             272.254.513
                                                                   -------------------      ------------------

 Total credit memo accounts                                        $     1.024.577.554      $    1.036.279.406
                                                                   ===================      ==================

24.   MAINTENANCE EXPENSES, FLIGHT AND AIRPORT EQUIPMENT

Major repairs                                                      $        19.038.326      $      112.432.284
Components repair                                                           28.077.784              83.688.357
Payments for maintenance reserves                                           58.494.811              63.861.605
                                                                   -------------------      ------------------

Total maintenance expenses                                         $       105.610.921      $      259.982.246
                                                                   ===================      ==================

      In accordance with the maintenance programs established by the Company, in the year 2003 carried out major and component repairs were carried out of one important part of the fleet, which in accordance with the industry standards already complied with the necessary time to effect such repairs.

25.   SALES EXPENSES

Personnel expenses                                               $   10.597.497   $   23.003.500
Reserve and distribution systems (1)                                 34.799.815       74.382.176
Advertising and publicity                                             6.420.787       10.401.301
Taxes, contributions, fees and others                                 8.165.341       18.401.114
General services                                                     22.407.357       34.993.783
Commissions (Note 7)                                                 77.705.958      187.636.898
Services to passengers (2)                                            8.585.678       18.087.129
Maintenance and equipment rental                                      4.977.595        8.492.040
Sundry                                                                4.373.968       11.279.559
                                                                 --------------   --------------

Total selling expenses                                           $  178.033.996   $  386.677.500
                                                                 ==============   ==============

      (1) Relates to the payment that is made in a periodic manner to the different entities that administer the system of domestic and international reserves to which the different Agencies and Agents have access, in the normal process of the sale of air tickets.

      (2) Relates to lodging expenses, maintenance, passenger transportation, yield of the sale of travel plans.

26.   ADMINISTRATION EXPENSES

                                                                     JUNE 30,       DECEMBER 31,
                                                                       2004             2003
Personnel expenses                                                 $  11.037.755   $  17.500.468
Fees (1)                                                               4.962.314      21.579.901
Taxes, contributions and others                                        5.337.244       9.090.756
Maintenance and lease of equipment (2)                                 7.596.916      12.878.329
General services                                                       6.076.919      12.286.989
Sundry                                                                 1.190.053       2.732.123
                                                                   -------------   -------------

Total administration expenses                                      $  36.201.201   $  76.068.566
                                                                   =============   =============

      (1) Increase in fees is due to the company's restructuring expenses, services rendered by the Bain y Seabury Group.

      (2) Maintenance of computer equipment and Avianca's Administrative Center lease payment, Bogota.

26.   GAIN ON SALE OF ASSETS, RECOVERIES AND OTHERS

Flight equipment sales                                             $     569.389     $   1.972.201
Indemnifications received                                              3.312.169         1.111.190
Airport rate recoveries (1)                                                    -        18.837.271
Flight equipment insurance recovery Dec. 2002 (2)                              -         4.490.446
Foreign taxes recovery                                                         -         4.203.664
American Express deposit yields                                                -           595.754
Disabilities recovery                                                          -           597.106
Recovery of prior period's expenses                                            -         2.483.434
Recovery inventories and components                                      541.403         1.125.064
Recovery for policy termination                                        1.221.423         1.040.941
Recovery accounts payable                                              5.628.354         3.260.783
Recovery maintenance reserves (3)                                     29.745.283        23.019.465
Recovery import expenses (4)                                           1.205.593                 -
Recovery sales tax year 2000 (5)                                      10.600.974                 -
Recovery pension titles cost or expenses (6)                                   -         1.976.912
Others                                                                 3.018.752         7.221.594
                                                                   -------------     -------------

Total                                                              $  55.843.340     $  71.935.825
                                                                   =============     =============

      (1) Corresponds to the recovery of collection domestic and international airport rates, per analysis and reconciliation made to this account during the year 2003.

      (2) Relates to the Recovery of insurance provision for the month of December 2002.

      (3) The maintenance reserve recovery relates to the amounts recognized by lessors as reimbursement to the additional maintenance directly paid by Avianca. Such reimbursement is effected by lessors with a part of the reserves Avianca pays monthly to lessors as part of the lease.

      (4) Corresponds to the recovery for debugging of the accounts EM/RF of imports.

      (5) Corresponds to the reversal of the provision of the estimate the Company made for the higher value taken as discountable between the tariff of the tax on sales charged (10%) and the sales tax rate discounted (16%) for the income tax return for the year 2000.

      (6) Recovery originated by the certification of the Institute of Social Security of the value that Avianca and Sam had pending payment in pension titles..

12.   MONETARY CORRECTION

                                                                       JUNE 30,       DECEMBER 31,
                                                                         2004             2003

Property, plant and equipment (net)                                 $   3.200.618    $   3.321.807
Inventories                                                             3.141.886        4.669.890
Investments                                                                88.764           99.201
Deferred assets                                                         2.090.218        2.299.474
Other assets                                                               27.270             (298)
Revaluation of equity (1)                                              28.036.388        7.516.208
                                                                    -------------    -------------

Income balance - Net                                                $  36.585.144    $  17.906.282
                                                                    =============    =============

      (1) During the month of June 2004 the system erroneously calculated the inflation adjustment to the equity causing a higher value for the adjustment of the month for the sum of $5.388 million, which is being amortized to date.

29.   NONOPERATING EXPENSES - OTHER

Provision for retirement pensions year 2002 (1)                     $  12.293.727   $  136.016.777
Pension bonds flight attendants ISS (2)                                13.951.661       22.123.372
Accounts payable Wassestein Perella (British
Aerospace) (3)                                                          3.027.923       29.226.302
Negotiation with ILFC for return of aircraft                                    -        6.334.318
Indemnization, dismissal and disability retired personnel                 171.788        3.626.184
Claims for non-fulfillment of contracts                                         -          364.922
Fines imposed by the Departament of the Treasury
U.S. Customs Service                                                    4.989.063        2.083.658
Provision 10% prepayment of trade severance pay year 2002                       -        2.217.956
Expense for bank adjustments year 2002                                          -        2.816.175
Loss on retirement of assets and others                                 2.220.471        4.580.523
Fines, penalties, litigation and indemnificatons                        1.416.268        8.941.791
Taxes assumed                                                              59.721        3.637.208
Expense on global performance policy DIAN                                       -          483.546
Provision for discountable VAT Vallejo Plan                             2.650.000        1.200.000
Correction account receivable agency                                            -        2.529.376
Insurance policies November 2002                                          429.702        5.817.817
Expense for distribution system Sita April 2002                                 -          742.611
Expense of medical insurance employees Avianca Inc.                             -          376.180

                                                                         JUNE 30,         DECEMBER 31,
                                                                           2004               2003
Commission expense on Avianca Inc. credit cards.                                   -              306.925
Noteholders fees 2002 and 2001                                                     -            1.901.794
Adustment airport facilities, year 2002                                      936.748            2.084.146
Lease of components year 2002                                                      -            1.516.944
Interest on monthly payments 1997-2001                                     2.360.275                    -
Calculation pension flight health 2003                                     6.038.530                    -
Loss for hedging operations on fuel                                        3.203.620                    -
Commission expense, overcommissions North America                          2.140.712                    -
Provision for sanction for spare-parts import                              3.018.479                    -
Expenses  Gategourmet Mia year 2003                                          685.496                    -
Repair of components                                                       1.464.574                    -
Aviation policy period 2002-2003                                             399.351                    -
Other costs and expenses prior years (4)                                   2.523.213            5.524.240
                                                                    ----------------    -----------------

Total nonoperating expenses - others                                $     63.981.322    $     244.452.765
                                                                    ================    =================

      (1) Adjustment of retirement pension relating to reversal of the provision of the land calculation of the year 2002.

      (2) Provision effected by the pension titles of the I.S.S. that were not redeemed (Note 19).

      (3) Adjustment effected for noncompliance with debt cessation of payments Chapter 11.

      (4) The increase is caused by the adjustment resulting from the reconciliaton of former items in portfolio and banks.

30.   CONTINGENCIES AND COMMITMENTS

      CONTINGENCIES - The Company carries on the defense of different administrative and judicial processes of a contentious administrative, civil, commercial and labor nature with respect of which an unfavorable decision would represent a payment obligation.

      Labor, civil and administrative processes - There are processes of a labor and civil nature established against the Company in which the claims estimated by the plaintiffs amount to the following sums in pesos and in dollars: $16.500 million for labor processes; $17.121 million and USD93,654 for civil processes. There are also administrative processes whose amount under discussion in the cases themselves reach the sum of $12.975 million.

      It is estimated that the probable loss contingency for the enterprise, for the year 2004, for labor processes is of $1.730 million, and for administrative processes is of $1.070 million. With respect to the civil processes no decisions are expected during the year 2004.

      Additionally, the Company has not complied with certain commitments of the Vallejo Plan for an approximate amount of $24.821 million, which are being analyzed in order to determine their adjustment and registration.

      Tax, exchange and customs processes - With respect to the taxation and exchange processes whose discussed figure amounts to the sum of $10.600 million, the Company expects favorable decisions.

      DESCRIPTION OF RELEVANT PROCESSES FOR THE COMPANY -

      Proceeding for annulment penalty for lack of ICA information taxable year of 1993 - A penalty was levied by the Direction of District Taxes, due to the fact that the Company refrained from supplying information on the income of the taxable year 1993, per requirement of December 22, 1998 issued by the District authority. On November 30, 2000 there was filed before the Administrative Court of Cundinamarca the complaint for nullification and restablishment of the right, through which the litigation in reference was initiated. On January 26, 2001, through a judgment the demand was admitted. On August 15, 2002 a judgment was rendered in a way fully favorable on the claims of the plaintiff. On October 29, 2002, through a writ, the Council of State gave a 3 days transfer to sustain the recourse of appeal interposed by the defendant. On March 20, 2003 an allegation of conclusion was filed. On May 2, 2003 the file went up to the office for sentence. On this date the writ is pending. The sum under discussion amounts to $182 million.

      ICA proceeding in the taxable year 1993 - On January 11, 2002 the nullity proceeding and reestablishment of the right was filed before the Administrative Court of Cundinamarca, whereby the judgment in reference was initiated. On February 15, 2002, through writ, the complaint was admitted and furthermore it was ordered to render a bond for the amount of $147 million relating to the 10% of the sum in discussion. On February 13, 2003 a plea of conclusion was presented. It is presently pending for decision. On May 21, 2003 the pretensions of the demand were decided in a favorable way. On September 5, 2003, the Court admitted the appeal interposed by the District Attorney. On December 1, 2003 there was presented an allegation of conclusion. It is presently pending going up to the office for decision. The sum discussed amounts to $1.471 million.

      Process proceeding for annulment tax on sales, in the first bimester of 2002 - In the second amendment of the return, the penalty for correction was not included in the first opportunity. On July 17, 2001 there was presented before the Administrative Court of Atlantico the proceeding for annulment and reestablishment of the right, through which the proceeding under reference was initiated. On this date the decision is pending. The sum under discussion amounts to $53 million.

      Exchange penalty - An exchange penalty was levied for out of time presentation of the report of movement of two (2) offsetting accounts before the Bank of the Republic. Presently it is pending forwarding to the office for the decision. The sum discussed amounts to $2.287 million.

      Proceeding for annulment coercive collection of tax obligations - On November 18, 2001 there was filed before the Administrative Court of Atlantico a proceeding for annulment and restatement of the right, through which the proceeding in reference was initiated. On March 22, 2002 through writ, the Administrative Court of Atlantico ordered to give a bond for the sum of $676 million. To this date it is pending judgment. The sum discussed amounts to $6.756 million.

      Process of Aces against Copa and Avianca-Sam: Aces sued Avianca - Sam and to Copa alledging the existence of an absolute monopolistic practice and of a relative monopolistic practice developed in the framework of an agreement of shared code entered into by those three enterprises. The process is now in the probatory stage in the Civil Court of the Circuit of Panama, which might last more than two years with recourses of appeal. The present status of the proceeding does not permit to determine with a degree of certainty the probabilities of an unfavorable writ for Avianca-Sam and favorable for Aces.

      The proceeding is in the initial probatory stage, and while there be no a writ of first instance it is not possible to qualify the risk or probabilities of success for any and the other and, in any case, the decision is susceptible of recourses.

      On the other hand, the new aeropolitical developments may give place to decisions of voluntary dismissal of action or settlement for unfavorable judgments.

      The administration of the Company, along with its external and internal legal advisors consider that the probable solution of these contingencies will not materially affect the financial situation or results of the Company. On the contingencies where risks are considered, the respective provisions have been made, which as of June 30, 2004 and December 31, 2003 amount to $22.465.750 and $13.895.472, respectively.

      Proceeding of Aircraft M, vs Avianca: This process is in the office of the presiding judge of the first instance for judgment. It is estimated that the length of the process is of five years Since there has not yet been any judicial pronouncement in this respect, a remote condemnation against us is expected. The amount of such process amounts to USD$56,000.

      FORWARD CONTRACTS As of December 31, 2002 the Company had constituted contracts of forward rate coverage (forward) under the modality Non Delivery for USD3,000, with due date under one year in order to guarantee the cash flow in foreign currency required to attend the operating costs in the short term. In accordance with its modality and maturity the Company records the rights and obligations of this type of contracts in memo accounts. For the year 2003 this type of contract has not been made.

      SWAP CONTRACTS As of December 31, 2002 the Company has a contract constituted (MASTER COMMODITY PRICE SWAP AGREEMENT) for 5.000.000 gallons Platts USD Gulf Coast Jet Fuel Pipeline, 54 Grade, with a due date under one year, to cover the fluctuation in the purchase of fuel. In accordance with their modality and due date the Company records the rights and obligations of this type of contracts in memo accounts. For the year 2003 this type of contracts has not been carried out.

      COMMITMENTS - By virtue of the contracts subscribed between the Bank of New York andAvianca S.A., the following commitments were acquired:

      - Delivering within the first four months of the year the financial statements audited, including a report on the changes in the capital stock composition and uses and sources of funds, certified by independent public accountants.

      - Notifying to the bank the existence of any claim or proceeding initiated against the Company and that may put of risk the rights of the bank.

      - Maintaining and preserving the necessary assets for the full development of its business activities.

      -     Not changing substantially the nature of its business purpose.

      - Adequately reflecting the transactions object of the guarantee in the financial statements.

      - Complying with all the legal rules applied to the development of the business purpose of the enterprise and related activities.

      - Administering the accounts receivable during the life of the contracts.

      Requirements of information in accordance with the format established in the contract:

      - Quarterly Report on the movement of the account where the accounts receivable assigned are collected.

      -     The projected collections.

      -     Payment commitments and financial ratios.

      Likewise, any other information that may be required by the bank.

      NONCOMPLIANCE WITH FINANCIAL INDICATORS (COVENANTS) - By virtue of the contracts subscribed between Avianca S.A. and lessors of aircraft, the Company must maintain the following financial ratios at the closing of each period:

Ratio of interest coverage                                      1,1               to               1
Ratio of coverage of the adjusted debt                          5,5               to               1
Ratio of  required debt service                                 2,5               to               1

Indicators:

   Ratio of interest coverage                                      6,94
   Ratio of coverage of the adjusted debt                          6,10
   Ratio of  required debt service                                 3,54

      Since Avianca S.A., has not complied with the financial indicators, the bank has granted periodic permits of non-compliance in conformity with the negotiations the financial area has effected.

      As of June 30, 2004 the compliance of the Covenants for renegotiations with the noteholders has been sent.

      COMMITMENTS OF FINANCIAL LEASES -

                                                 JUNE 30,                DECEMBER 31,
                                                  2004                      2003
                                                   USD                       USD
Value of monthly payments pending                   3,240                      3,747

      The company has lease contracts for 37 aircrafts (31 Avianca and 6 Sam), of which the contract with greatest length goes up to August 30, 2008. The payments pending for leases are between 1 up to 50 months.

      FUTURE COMMITMENTS FOR LEASE OF FLIGHT EQUIPMENT IN DOLLARS

EQUIPMENT          2004              2005             2006              2007             2008
                   USD               USD              USD               USD              USD
  Total           18,956            34,907           31,024            19,024            2,591

                                                                      APPENDIX E



Peter M. Pearl, Esq.(PP4629)                      Return Date: November 16, 2004
Smith, Gambrell & Russell, LLP                           Return Time: 10:00 a.m.
Suite 3100, 1230 Peachtree St., N.E.
Atlanta, Georgia 30309
(404) 815-3500

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                              X
                                              X
In re                                         X
                                              X  Chapter 11
AEROVIAS NACIONALES DE                        X
COLOMBIA S.A. AVIANCA,                        X  Case Nos. 03-11678 and 03-11679
                                              X
F.E.I.N. 52-1439926                           X
                                              X
and                                           X  Jointly Administered
                                              X
AVIANCA, INC.,                                X
F.E.I.N. 13-1868573                           X
                                              X
                    Debtors.                  X
                                              X  Judge Allan L. Gropper
                                              X

            MOTION FOR SUBSTANTIVE CONSOLIDATION OF DEBTORS' ESTATES

         Aerovias Nacionales de Colombia S.A. Avianca ("Avianca S.A.") and Avianca, Inc., debtors and debtors in possession in the above-referenced chapter 11 cases (collectively, the "Debtors" or "Avianca"), move this Court, pursuant to sections 105 of title 11 of the United States Code (the "Bankruptcy Code"), for an order substantively consolidating, for those purposes set forth herein and in Avianca's Third Modified and Restated Joint Plan of Reorganization (the "Plan"), the estates of Avianca S.A. and Avianca, Inc. in order to create, for purposes of the Plan and distributions thereunder, a single consolidated debtor and a single consolidated estate (the "Consolidated Debtor" and the "Consolidated Estate," respectively). In support of this Motion, the Debtors state as follows:

                             JURISDICTION AND VENUE

         1. This Court has jurisdiction to consider this Motion pursuant to 28 U.S.C. Sections 157 and 1334 and section 105 of Title 11 of the United States Code, as amended (the "Bankruptcy Code").

         2. Determination of the Motion is a core proceeding under 28 U.S.C. Sections 157(b)(2)(A), (B), (M) and (O).

         3. Venue is proper pursuant to 28 U.S.C. Section 1409.

                               FACTUAL BACKGROUND

                           ORGANIZATION OF THE DEBTORS

         4. Avianca S.A., sometimes referred to as the "Airline of Colombia" and the "First Airline in America," is a corporation organized under the laws of the Republic of Colombia as a sociedad anonima, with its administrative offices located at Centro Administrativo, Avenida Eldorado No. 92-30, Bogota, Colombia, and its principal place of business in the United States located at 720 5th Avenue, 5th Floor, New York, New York 10019-4107.

         5. Avianca, Inc. is a corporation organized under the laws of the State of New York, with its principal place of business located at 8125 Northeast 53rd Street, Suite 1111, Miami, Florida 33166. Avianca S.A. was responsible for incorporating Avianca, Inc. and owns one hundred percent (100%) of the issued and outstanding capital stock of Avianca, Inc.

               RELATIONSHIP BETWEEN AVIANCA, INC. AND AVIANCA S.A.

         6. Avianca, Inc. acts as Avianca S.A.'s general agent in connection with its activities in the United States pursuant to a general agency agreement (the "GSA"), a copy of which is attached as Exhibit A to the Declaration of Juan Carlos Sarabia annexed hereto (the "Sarabia

Declaration"), which provides for Avianca, Inc., in its capacity as general agent for Avianca S.A., (a) to offer and sell to the public passenger and cargo transportation, (b) to select travel and tourist agents, (c) to purchase or sell, on behalf of Avianca S.A., all kinds of goods and chattels or intangible goods such as equipment, spare parts, rights, etc., (d) to render and supervise essential repair and maintenance services, to carry out all aircraft loading and unloading operations and render representation, communications, traffic, service on board and stewardship and flight operations services, (e) to execute contracts required by Avianca S.A. to be able to operate air transport services to or from the United States, and (f) to collect sums owed to Avianca S.A. for any cause or reason, including reserves from passenger air transportation ticket sales within Avianca, Inc.'s territory of operation and to pay bills on its behalf. Sarabia Declaration 5.

         7. Pursuant to the terms of the GSA, Avianca S.A. specifically assumed liability for IATA interline matters, fuel, leasing of aircraft, airline services, publicity, insurance and all other expenses with respect to which Avianca S.A. is not expressly required to reimburse Avianca, Inc. Sarabia Declaration 6. The only expenses for which Avianca, Inc. is not entitled to reimbursement under the terms of the GSA are (a) depreciation and amortization respecting fixed assets, (b) general administrative expenses and costs, (c) expenses of Avianca, Inc. incurred for working capital financing. See GAI 7.

         8. For at least the last fifteen (15) years, Avianca, Inc. has acted solely and exclusively as the general agent for Avianca S.A. in the conduct of its business in the United States. Sarabia Declaration 7.

         9. From the inception of Avianca, Inc., the Debtors have generally been operated and managed as a single consolidated company.

                                FINANCIAL RECORDS

         10. Although Avianca, Inc. has maintained its own books and records, it has done so generally for "internal accounting purposes," i.e., to keep track of transactions, as between U.S. operations and other operations, rather than as between Avianca, Inc. and Avianca S.A. As a result, Avianca, Inc. routinely accounted for funds received on account of receivables owing to Avianca S.A. as assets of Avianca, Inc. when, in fact, such assets were collected on behalf of and belonged to Avianca S.A., subject, in some cases, to the right of Avianca, Inc. to retain a commission. Likewise, Avianca, Inc. recorded as its own certain liabilities arising from the purchase of merchandise and services on behalf of Avianca S.A. Sarabia Declaration 8. Virtually all of the assets in the possession of Avianca, Inc. or recorded on the books of Avianca, Inc. at any given time were assets of Avianca S.A.

         11. Of the $(US)5,644,167 in assets which were scheduled as assets in Avianca, Inc.'s schedule of financial affairs, the Debtors submit that it would be difficult to determine which, if any, of such assets, were held by Avianca, Inc. for its own account rather than as agent for Avianca S.A.

                    THE DEBTORS' RELATIONSHIPS WITH CREDITORS

         12. Creditors doing business with Avianca S.A. in the United States as a matter of course billed "Avianca Airlines" or "Avianca" or "Avianca, Inc." or "Avianca S.A.," without distinction, at the address of Avianca, Inc. Sarabia Declaration 9.

         13. On information and belief, such creditors of Avianca S.A. believed that they were doing business with Avianca Airlines, an airline with its principal place of business in Colombia, i.e., Avianca S.A., which did business in the United States under the names "Avianca Airlines" or "Avianca" or "Avianca, Inc." or "Avianca S.A." Neither Avianca, Inc. nor Avianca S.A. made any efforts to distinguish between themselves in their dealings with creditors. Specifically, it was not the practice of Avianca, Inc. to communicate to any creditor using the name "Avianca, Inc." in its correspondence or invoices or other documents or communications that Avianca, Inc. was a separate legal entity from Avianca S.A. and that it was acting as agent for Avianca S.A.

         14. As a result of the foregoing, numerous claims were filed in the Avianca, Inc. case, when, in fact, such claims were claims properly made against Avianca S.A., and numerous claims were scheduled by Avianca, Inc. as claims against Avianca, Inc., when, in fact, such claims would properly have been scheduled against Avianca S.A.

                       ACTUAL CLAIMS AGAINST AVIANCA, INC.

         15. Of the $(US)43,886,594 in general unsecured claims which were filed and $(US)8,351,605 in general unsecured claims scheduled as liquidated, undisputed and noncontingent in Avianca, Inc.'s bankruptcy case, upon investigation by the Debtors, only approximately $(US)464,008 could properly be characterized as owing by Avianca, Inc. and not by Avianca S.A. (whether through a legal relationship directly with Avianca S.A. or with Avianca, Inc., as agent for Avianca S.A. or otherwise).

                      EFFECT OF CONSOLIDATION ON CREDITORS

         16. The Debtors estimate that creditors in Classes 7 and 8 will receive under the Plan, as proposed and assuming substantive consolidation, between 35.7 cents and 43.8 cents on the dollar.

         17. If Avianca, Inc. were to object to all claims which have been filed, or scheduled as liquidated, undisputed and noncontingent, in Avianca, Inc.'s bankruptcy case, which should have been filed or scheduled, as the case may be, in Avianca S.A.'s bankruptcy case, on the basis that such claims had been filed or scheduled in the wrong case, the Debtors respectfully submit that equity would require, inter alia, that such creditors be given additional time in which to file claims in Avianca S.A.'s bankruptcy case and that Avianca S.A. would be entitled to amend its schedules accordingly.

         18. If Avianca, Inc.'s own creditors were to be excluded from Class 7 under the Plan (and treated under a separate Plan for Avianca, Inc.), and no change were to be made to the pool of property being distributed to the creditors in Classes 7 and 8 under the Plan, and the creditors described above who had filed claims in, or were scheduled in, Avianca, Inc.'s case rather than Avianca S.A.'s case were to be allowed to participate as Class 7 creditors under Avianca S.A.'s Plan, the Debtors estimate that the distribution to creditors in Classes 7 and 8 would be increased by no more than approximately one-tenth (1/10th) to one-half (1/2) of one cent on the dollar.

         19. At the same time, it is difficult to determine what effect no consolidation would have on such creditors who correctly filed claims in, or were scheduled as creditors in, Avianca, Inc.'s case, because of the Debtors' inability to determine with specificity what assets, if any, should be considered to be owned by Avianca, Inc. for its own account.

                                RELIEF REQUESTED

         20. By this Motion, the Debtors seek to be treated, and to treat their creditors, in the same manner as was the case prior to the filing of their bankruptcy petitions, i.e., as one consolidated entity.

         21. Accordingly, the Debtors request that this Court enter an Order, pursuant to section 105(a) of the Bankruptcy Code, authorizing, for the purposes set forth herein and in the

Plan, including purposes relating to voting on the Plan, Plan confirmation, distributions (including Distributions under the Plan), and claim allowance, approving the substantive consolidation of the estates of Avianca S.A. and Avianca, Inc.

         22. The Debtors request that, by substantively consolidating, for such purposes, the Debtors' estates, (i) all intercompany claims between Avianca S.A. and Avianca, Inc. will, at the option of the Debtors, be unimpaired and will remain on the respective books of Avianca S.A. and of Avianca, Inc. as the case might be, or will be canceled and discharged; (ii) all obligations of either Avianca S.A. or of Avianca, Inc. and all guarantees thereof will be deemed, for purposes of the Plan (but not otherwise), to be one, single obligation against the Consolidated Debtor; (iii) all claims filed or to be filed in connection with any of such obligations or guarantees will be deemed to be claims against the Consolidated Debtor; (iv) each and every claim filed in the individual bankruptcy case of either Avianca S.A. or of Avianca, Inc. will be deemed filed against the Consolidated Debtor; and (v) for the purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, Avianca S.A. and Avianca, Inc. will be treated as one single entity so that, subject to the provisions of section 553 of the Bankruptcy Code, debts due to either of them from any creditor may be offset against debts owing from either of them to such creditor.

         23. The Debtors propose, and the Plan provides, that the Debtors will retain their separate corporate existences after confirmation of the Plan.

                  GROUNDS FOR RELIEF AND CITATION OF AUTHORITY

I. SUBSTANTIVE CONSOLIDATION MAY BE ORDERED BY THIS COURT PURSUANT TO 11 U.S.C. Section 105(a).

         24. To satisfy the Bankruptcy Code's objectives of equality of distribution and equitable treatment of creditors, bankruptcy courts have routinely exercised their equitable powers, in appropriate circumstances, to treat separate entities as a single entity in bankruptcy proceedings by utilizing substantive consolidation.(1) See Eastgroup Properties v. Southern Motel Assoc., Ltd. (In re Eastgroup Properties), 935 F.2d 245 (11th Cir. 1991); Union Savings Bank v. Augie/Restivo Banking Co., Ltd. (In re Augie/Restivo Banking Co., Ltd.), 860 F.2d 51(5) (2d Cir. 1988); Drabkin v. Midland-Ross Corp. (In re Auto-Train Corp.), 810 F.2d 270, 276 (D.C. Cir. 1987). Moreover, there is clear statutory authority in chapter 11 cases as part of the plan process for substantive consolidation.
Section 1123(a)(5)(C) of the Bankruptcy Code recognizes that in appropriate circumstances consolidation of one debtor with one or more other debtors is authorized. In re Stone & Webster, Incorporated, et al. 286 B.R. 532, 541 (Bankr. D. Del. 2002). Such treatment results in the effective and efficient integration of the assets and liabilities of different debtor entities such that their combined assets and liabilities are treated as though held and incurred by one entity. Augie/Restivo, 860 F.2d at 518. Substantive consolidation also eliminates intercompany claims of the debtor companies and duplicate claims against related debtors. Id. The nature and effect of the substantive consolidation of affiliated companies closely resembles a merger of the affected entities in which the rights of entities' creditors and equity holders are affected:

         Substantive consolidation usually results in, inter alia, pooling the assets of, and claims against, the two entities; satisfying liabilities from the resulting common fund; eliminating inter-company claims; and
         combining the creditors of the two companies . . . .

--------------------------------
(1) A bankruptcy court's power to order substantive consolidation of separate corporate entities for the purposes of administering a bankruptcy estate derives from the bankruptcy court's general equitable powers pursuant to Section 105(a). In re Bonham, 229 F.3d 750, 763 (9th Cir. 2000). Section 105 of the Bankruptcy Code provides, in relevant part, that a bankruptcy court "may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S.C. Section 105(a). A court has the power to modify substantive consolidation to meet the specific needs of a case. Bonham, 229 F.3d at 769.

Augie/Restivo, 860 F.2d at 518. Courts have developed two principal tests for determining whether the estates of two or more related debtors should be substantively consolidated.

         25. The more traditional test examines the extent to which certain elements that support substantive consolidation are present. One set of elements is similar to those that are relevant to a decision on whether to "pierce the corporate veil" and hold a shareholder liable for the debts of a corporation. In the cases that depend primarily on this analogy, the following factors are cited as relevant to the issue of whether substantive consolidation should be ordered:

         (1) Parent corporation owns all or a majority of the capital stock of the subsidiary;

         (2)      Parent and subsidiary have common officers and directors;

         (3)      Parent finances subsidiary;

         (4)      Parent is responsible for incorporation of subsidiary;

         (5)      Subsidiary has grossly inadequate capital;

         (6)      Parent pays salaries, expenses or losses of subsidiary;

         (7)      Subsidiary has substantially no business except with parent;

         (8) Subsidiary has essentially no assets except for those conveyed by parent;

         (9) Parent refers to subsidiary as department or division of parent;

         (10) Directors or officers of subsidiary do not act in interests of subsidiary, but take directions from parent; and

         (11) Formal legal requirements of the subsidiary as a separate and independent corporation are not observed.

In re Tureaud, 45 B.R. 658, 662 (Bankr. N.D. Okla. 1985), aff'd, 59 B.R. 973
(N.D. Okla. 1986) (citing Fish v. East, 114 F.2d 177 (10th Cir. 1940) and In re Gulfco Inv. Corp., 593 F.2d 921 (10th Cir. 1979).

         26. A second group of substantive consolidation elements, which are cited in some of the more recent cases, appears in In re Vecco Constr.
Industries:

                  (1) The degree of difficulty in segregating and ascertaining individual assets and liabilities;

                  (2) The presence or absence of consolidated financial statements;

                  (3) The profitability of consolidation at a single physical location;

                  (4)      The commingling of assets and business functions;

                  (5) The unity of interests and ownership between the various corporate entities;

                  (6) The existence of parent and inter-corporate guarantees on loans; and

                  (7) The transfer of assets without formal observance of corporate formalities.

In re Vecco Constr. Indus., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).

         27. More recent cases have synthesized the elements of substantive consolidation into an analysis in which, to a certain extent, the impact on creditors of consolidation appears to have been given a greater degree of significance. One of the principal cases that led to the synthesis is Augie/Restivo, a Second Circuit case controlling in the instant case. The Second Circuit viewed the extensive list of factors cited and relied upon by other courts as being "merely variants on two critical factors: (i) whether creditors dealt with the entities as a single economic unit and `did not rely on their separate identity in extending credit, . . .' or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors. . . ."
Augie/Restivo 860 F.2d at 518 (citations omitted). Under this test, substantive consolidation is proper where either: (a) creditors dealt with the entities as a single economic unit and did not rely on their separate identities in extending credit; or (b) the affairs of the debtors are so entangled that consolidation will benefit all creditors. Id. Under the Augie/Restivo test, the presence of either factor is a sufficient basis for substantive consolidation. Id. Therefore, a showing of substantial identity and creditor reliance appears to suffice for substantive consolidation, apparently without the additional showing of a necessity for consolidation or a harm to be prevented or a benefit to be gained, which heavily outweighs the harm to the objector. Alternatively, if "the affairs of the debtors are so entangled that consolidation will benefit all creditors," creditor reliance on the separate credit of the entities might not be required. Augie/Restivo, 860 F.2d at 518.

         28. The first Augie/Restivo factor, reliance on the separate credit of the entity, focuses on how the outside world, such as creditors of the debtors, viewed the various debtors, i.e., as one integrated company, or as individual subsidiaries with separate management and business functions. Bonham, 229 F.2d at 767. Consolidation under the second factor, entanglement of the debtors' affairs, focuses on the ease or difficulty with which the affairs of the various debtors' estates can be untangled from one another, although the debtors' affairs need not be impossible to untangle. Id. Here, Avianca S.A. and Avianca, Inc. were undoubtedly viewed as one integrated company given that the sole function of Avianca, Inc. was and is to act as the agent of Avianca, S.A. and creditors routinely treated Avianca, Inc. as if it were a part of Avianca S.A. Sarabia Declaration 9. Moreover, untangling the affairs of Avianca S.A. and Avianca, Inc. would be expensive and somewhat speculative. Sarabia Declaration 19. Thus, a determination of which test is appropriate in this circumstance need not be made, as the Debtors' estates are ripe for substantive consolidation under either test.

         29. Substantive consolidation is supported by established case law from other circuits as well. The Auto-Train/Eastgroup test is a multi-part burden-shifting test, articulated by the D.C. Circuit in the case of Auto-Train, 810 F.2d at 276-78, and adopted by the Eleventh Circuit in the Eastgroup case, 935 F.2d at 248-50. Under this test, a proponent of substantive consolidation must show that: (a) there is a substantial identity between the entities to be consolidated; and (b) consolidation is necessary to avoid some harm or to realize some benefit. Auto-Train, 810 F.2d at 27678. As discussed in detail below, each of these factors is overwhelmingly established by facts that cannot be disputed. The "harm" to be measured is the harm to the entity that is being substantively consolidated. See Bonham , 229 F.3d at 767.

II.      SUBSTANTIVE CONSOLIDATION IS PROPER UNDER THE FACTS PRESENTED IN THESE
         CASES.

         30. Under either the Augie/Restivo or the Auto Train test, substantive consolidation of the Debtors' estates is appropriate, because there is substantial identity among the estates, creditors who dealt with Avianca, Inc. treated the Debtors as a single entity, not separately, and the benefits of substantive consolidation outweigh any harm.

         A. THERE IS SUBSTANTIAL IDENTITY AMONG AVIANCA S.A. AND AVIANCA, INC.

         31. As set fort above, Avianca, Inc. has for at least the last 15 years operated exclusively as the agent of Avianca S.A. Most creditors who asserted claims against Avianca, Inc. were actually doing business with Avianca S.A. and either believed that either "Avianca, Inc." was another name for Avianca S.A. or otherwise assumed that Avianca, Inc. was the owner and operator of Avianca Airlines. Avianca, Inc. and Avianca S.A. were managed and operated as one consolidated company. Sarabia Declaration 11. There was and is no true distinction as to the separate business units, thereby satisfying relevant portions of the Augio/Restivo and the first prong of Auto-Train test. Augio/Restivo, 860 F.2d at 518 (tests require showing that creditors dealt with the debtors as a single economic unit, and the affairs of the debtors are so entangled that consolidation will benefit all creditors); Auto-Train, 810 F.2d at 276-78 (first prong requires showing of substantial identity between the entities to be consolidated).

                  1. AVIANCA, INC. ACTED EXCLUSIVELY AS AGENT FOR AVIANCA S.A.

         32. Avianca, Inc. acted before the Petition Date and continues to act as Avianca S.A.'s general agent in connection with its activities in the United States pursuant to the GSA, which provides for Avianca, Inc., in its capacity as general agent for Avianca S.A., to undertake the duties and responsibilities set forth in paragraph 6 above and to assume the liabilities set forth in paragraph 7 above. It is settled that in a parent-subsidiary relationship, a parent is liable for the actions of its subsidiary when acting as agent for its parent. In re Sunbeam Corp. 284 B.R. 355, 366 (Bankr. S.D.N.Y. 2002). As a result, Avianca S.A. is liable for all obligations incurred by Avianca, Inc. when Avianca, Inc. acted as agent for Avianca S.A.

         2. AVIANCA S.A. PROJECTS PROFITABILITY ON A CONSOLIDATED BASIS.

         33. The Board of Directors of Avianca S.A. treated results of operations on a consolidated basis and did not discuss the separate performance of Avianca S.A. and Avianca, Inc. Instead, projected profitability was reported on a consolidated basis, and prepared financial forecasts on a consolidated level without regard to separate company results of operations. Senior management of Avianca S.A. has always evaluated Avianca, Inc. on a consolidated basis with Avianca S.A. and managed results without regard for Avianca, Inc.'s individual financial performance, except as relating to separate tax paying status or regulatory concerns. Sarabia Declaration 12.

                  3. BUSINESS FUNCTIONS ARE CONSOLIDATED.

         34. The business functions of Avianca S.A. and Avianca, Inc. have always been consolidated. Avianca, Inc. was established to be the agent for Avianca S.A. in the United States. Avianca, Inc. has no meaningful assets of its own and has no independent business purpose outside of the services it performs for Avianca S.A. Virtually all funds collected by Avianca, Inc. are collected on behalf of Avianca, S.A. Avianca, Inc. has paid and continues to pay obligations that are the obligations of Avianca S.A. Sarabia Declaration 13.

         35. The Debtors maintain a consolidated, centralized cash management system. In its capacity as agent for Avianca S.A., Avianca, Inc. routinely disburses funds or performs services on behalf of Avianca S.A. For example, Avianca, Inc. pays for a substantial portion of the operations of Avianca S.A. in the United States. Avianca, Inc. pays all of the ground workers, the airport ticket and gate agents, the office and airport leases for Avianca S.A. Avianca, Inc. paid $4 million of the $12 million required deposit to IATA in December 2003. Avianca, Inc. routinely makes disbursements for all expendable and rotable parts purchases or repairs in the United States. Avianca, Inc. files returns and pays to the United States Government the taxes collected on tickets sold or flown by Avianca S.A. in the United States. Sarabia Declaration 14.

                  4. MANAGEMENT IS CENTRALIZED.

         36. Avianca, Inc. was and is essentially managed and operated by Avianca S.A. Even though Avianca, Inc has separate officers and a separate board of directors, Avianca S.A. generally directs the operations of Avianca, Inc. There is overlap between the management of the two companies. Gerardo Grajales serves on the Board of Directors of Avianca, Inc. and is also an officer of Avianca S.A. At the head of the consolidated company is the Board of Directors of Avianca S.A. The Board of Directors of Avianca S.A. meets on a regular basis and keeps meeting minutes. On the other hand, the Board of Directors for Avianca, Inc. rarely meets in person. Sarabia Declaration 15.

         37. In its capacity as general agent for Avianca S.A., Avianca, Inc. routinely entered into contracts in the United States on behalf of Avianca S.A. respecting such matters as gate leases and travel agency agreements. In such contracting, Avianca, Inc. did not necessarily identify itself expressly as an agent for Avianca S.A., although the Debtors believe that airports and travel agents, unlike many other creditors, knew that Avianca, Inc. was not an airline and did not itself use gates or provide air transportation. In such contracting, the management of Avianca S.A. made and makes decisions on behalf of Avianca, Inc. For example, Avainca S.A. established commissions paid to travel agencies in United States and determined human resource issues such as setting salaries for Avianca, Inc.'s employees. Sarabia Declaration 16.

                  5. THE VARIOUS DEBTORS HAVE SIGNIFICANT INTERCOMPANY CLAIMS AND OBLIGATIONS.

         38. Significant intercompany claims and obligations have been incurred by the Debtors. Given Avianca, Inc.'s position as the agent for Avianca S.A., tremendous sums of money have been collected by Avianca, Inc. on behalf of Avianca S.A. Avianca, Inc. collects on behalf of Avianca S.A., receivables generated by ticket sales in the United States and Avianca,

Inc. makes payments to, among others, certain suppliers on behalf of Avianca S.A. Funds are transferred between the two companies on a daily basis. Sarabia Declaration 17.

                  6. CORPORATE FORMALITIES.

         39. Avianca, Inc. did not have or need separate decision-making processes or separate cash management systems. As a result of the consolidated nature of their operations, there is an absence of complete books and records for Avianca, Inc. Sarabia Declaration 18.

                  7. DIFFICULTY IN SEPARATING ASSETS AND LIABILITIES OF
ENTITIES.

         40. A review of the financial and accounting information of Avianca S.A. and Avianca, Inc. show that it would be difficult and time consuming to separate assets by business entity, specifically to identify those assets that are the exclusive property of Avianca, Inc. Sarabia Declaration 19. Moreover, given that Avianca, Inc. acted as agent for Avianca S.A. and Avianca S.A. is liable for all of the obligations incurred by Avianca, Inc. in its capacity as such agent (i.e., a substantial majority of all obligations incurred by Avianca, Inc.), the separation of liabilities from the standpoint of determining liability to creditors and assets available to pay the same is not of particular importance in the case at bar. Of course, without substantive consolidation, each financial and asset transfer that occurred by and between the Debtors would have to be analyzed, at each time they occurred, by attorneys and financial advisors to determine whether such intercompany transfers could be avoided pursuant to sections 544, 547, 548 or 550 of the Bankruptcy Code.

         B. CREDITORS RELIED UPON THE CONSOLIDATED CREDIT OF THE AVIANCA ENTITIES AND DID NOT RELY UPON THE SEPARATE CREDIT OF THE COMPONENT ENTITIES.

         41. As stated above, in determining whether substantive consolidation is appropriate, courts consider whether creditors relied upon the separate credit of one of the entities. See Augie/Restivo, 860 F.2d at 518 (substantive consolidation proper where creditors dealt with the entities as a single unit and did not rely on their separate identity in extending credit); Eastgroup, 935 F.2d at 249 (burden shifts to objecting creditor to show it relied on the separate credit of one of the entities to be consolidated and that objecting creditor will be prejudiced by substantive consolidation); Auto-Train, 810 F.2d at 276 (same).

         42. Creditors could not in the past or now glean meaningful information regarding the separate credit of Avianca, Inc. An examination of the schedules of Avianca, Inc. show assets which are the property of Avianca S.A. In fact, Avianca, Inc. at no time had or currently has any assets of its own which are of consequential value. As agent for Avianca, S.A., funds collected by Avianca, Inc. are the property of Avianca S.A. Avianca, Inc. owns office equipment and related items which are of little value and which in any event Avianca, Inc. acquired for the purposes of carrying out its duties as agent for Avianca S.A. The books and records of Avianca, Inc. have improperly accounted for collected funds, showing them as assets of Avianca, Inc., when such funds are actually property of Avianca S.A. Avianca, Inc. exists solely for the benefit of Avianca S.A. and has no independent business operations. Sarabia Declaration 20.

         43. In dealing with Avianca, Inc., virtually all creditors were actually doing business with and relying on the credit of Avianca S.A., rather than upon the separate credit of Avianca, Inc. Sarabia Declaration 21.
Numerous creditors of Avianca S.A. improperly filed proofs of claim against the estate of Avianca, Inc. without filing claims against the estate of Avianca S.A. Other creditors filed claims against both estates. This is consistent with the general creditor confusion regarding these entities and compels consolidation under the Augie/Restivo test. Avianca S.A. and Avianca, Inc., as general agent for Avianca S.A., are a consolidated business operation that do not properly distinguish between its individual components. Sarabia Declaration 22.
Finally, creditors have not been able to evaluate the separate credit of the component entities when conducting business. Rather, because of the improper accounting methods utilized by Avianca, Inc., entities can only review and consider the financial creditworthiness and credit risk of the consolidated group.

         44. Thus, creditors who dealt with Avianca, Inc. could not properly rely on the separate credit of Avianca, Inc. in their prepetition or postpetition transactions with the Debtors.

         C. CONSOLIDATION PREVENTS AN INEQUITABLE ALLOCATION OF DISTRIBUTIONS AMONG THE DEBTORS' CREDITORS.

         45. In the instant case, consolidation is further mandated to avoid harm to those entities that have asserted claims only against Avianca, Inc. See Auto-Train,.810 F.2d at 276-78 (substantive consolidation proper where necessary to avoid some harm or to realize some benefit); Augie/Restivo, 860 F.2d at 518 (substantive consolidation proper where the affairs of the debtors are so entangled that consolidation will benefit all creditors). Regardless of the test utilized, all factors point to the fact that these estates should be substantively consolidated for the purposes set forth herein.

         46. The Debtors believe that creditors that dealt with Avianca, Inc. were confused as to the role of Avianca, Inc. as agent for Avianca S.A. The Debtors contend that a number of creditors improperly filed claims against the estate of Avianca, Inc., when such claims are actually against the estate of Avianca S.A. Sarabia Declaration 22. In the absence of consolidation, such creditors could be unfairly harmed, unless given an opportunity to file claims in the Avianca S.A. case. Furthermore, if, as the Debtors contend, such creditors should be, in such a case, given the opportunity to file claims in the Avianca S.A. case, it is apparent that result will be roughly the same as substantive consolidation, but with undue delay and expense. In the absence of consolidation, each estate will be compelled to pursue its individual remedies against the other estate. The magnitude of such legal and administrative costs could reduce the distributions to all creditors.

         47. Consolidation will eliminate the need for litigation, and the attendant expenses of such litigation. In particular, these estates will save the fees and expenses that necessarily would be incurred to resolve the inter-estate avoidance actions held by the individual estates and to unravel intercompany transactions, accounting and relationships.

         48. The Debtors believe that the best interests of creditors will be served through consolidation of the Debtors' estates, given the harsh effect on creditors who believed that they were creditors of Avianca, Inc. when, in fact, they were creditors of Avianca S.A. in the event of no consolidation and the minimal effect of consolidation on creditors of Avianca S.A. creditors. In addition, considering the imprecise methodology of allocating assets between estates and the apparent confusion among creditors regarding which estate is properly responsible for their respective claims, substantive consolidation will eliminate the risk of an unfair and arbitrary distribution to creditors.

         49. Substantive consolidation is the most practical and economical methodology that will eliminate that injustice and ensure that the estates' assets and liabilities are allocated fairly and equitably and in alignment with the Debtors' historical business practice of operating on a consolidated business.

III. THE PLAN REQUIRES THE SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES.

         50. The Plan provides for the substantive consolidation of the Debtors and their estates, for purposes of the allowance or disallowance of claims, treatment of intercompany transactions between Avianca S.A. and Avianca, Inc., setoff and distributions. Specifically, each creditor of Avianca S.A. and each creditor of Avainca, Inc. will be treated as a creditor of the

Consolidated Debtor and is placed in a class and will receive distributions on account of its claim irrespective of which Debtor such creditor, or Avianca, may have believed was indebted to the creditor. See Plan, at Section 7.3.

         51. Entry of an order providing for the substantive consolidation of the Debtors is a condition to confirmation of the Plan. See Plan, at subsection 10.1.3.

         52. The Plan is based upon an investment of approximately $(US)63,000,000 to be made, directly or indirectly, by Oceanair Linhas Aereas Ltda. and Federacion Nacional de Cafeteros de Colombia pursuant to the terms of the Investment Agreement (as defined in the Plan).

         53. The Plan is a Conforming Plan, as defined in the Investment Agreement, and the Investment Agreement may be terminated if the Plan is amended so as not to be a Conforming Plan. Any modification of the Plan that may be mandated by the failure of the Debtors to obtain an order of substantive consolidation may result in a plan which is not a Conforming Plan, thereby risking termination of the Investment Agreement and jeopardizing the reorganization of the Debtors.

         54. The Debtors respectfully submit that if all claims incorrectly filed or scheduled in the Avianca, Inc. case instead of the Avianca S.A. case were, through the filing of claims or the amendment of schedules, recognized as claims in Avianca S.A.'s case, and if the classification of general unsecured creditors were altered to create a class of Avianca, Inc. general unsecured creditors, no change in the distributions to creditors under the Plan would necessarily be required, as the conditions to confirmation could still be met. Neverthleless, any such modification could result in a plan which is not a Conforming Plan and the adverse consequences set out in paragraph 53 above.

                                   CONCLUSION

         55. The Debtors' operations present a textbook example of a case in which substantive consolidation is both appropriate and necessary to protect certain creditors without substantive harm to others and to preserve value for the estates' creditors rather than engage in the cost-prohibitive task of reconstructing how the Debtor entities would have looked had they not been run as one company. Substantive consolidation reflects the operational and financial management of the Debtors. Any other attempt to deal with the Debtors ignores history and results in massive litigation and supposition. Based on the law and global nature of how Avianca S.A. and Avianca, Inc. have operated, functioned and have been viewed by creditors, it is difficult to imagine a more compelling case for substantive consolidation.

         56. In accordance with Local Rule 9013-1(b), the Debtors request that this Court waive the requirement for a separate memorandum of law as the justification for the requested relief is explained in this motion and the relevant legal authority is cited herein.

         57. The Debtors have not previously sought the relief requested by this Motion.

         WHEREFORE, the Debtors request that this Court grant this Motion, enter an Order authorizing the substantive consolidation of the estates of Avianca S.A. and Avianca, Inc. for the purposes set for the herein, and grant all other relief as is just and proper.

       Dated Atlanta, Georgia
             September 29, 2004

                                                  Respectfully submitted,
                                                  /s/  Peter M. Pearl
                                                  ------------------------------
                                                  Peter M. Pearl (PP4629)
SMITH, GAMBRELL & RUSSELL, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 815-3500                                    Attorneys for the Debtors

                                                                      APPENDIX F

SIGN
HERE

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

In re                                         }
                                              }
AEROVIAS NACIONALES DE COLOMBIA S.A.          }  CASE NOS. 03-11678(ALG) AND
AVIANCA                                       }  03-11679(ALG)
F.E.I.N. 52-1439926,                          }
                                              }  JOINTLY ADMINISTERED
and                                           }
                                              }  CHAPTER 11
AVIANCA, INC.                                 }
F.E.I.N. 13-1868573,                          }  JUDGE ALLAN L. GROPPER
                                              }
                    Debtors.                  }  THIRD MODIFIED AND RESTATED
                                              }  JOINT PLAN OF REORGANIZATION


                                                 Ronald E. Barab
                                                 Brian P. Hall
                                                 SMITH, GAMBRELL & RUSSELL, LLP
                                                 Suite 3100, Promenade II
                                                 1230 Peachtree Street, N.E.
                                                 Atlanta, Georgia 30309
                                                 (404) 815-3500

                                                 Howard D. Ressler
                                                 ANDERSON, KILL & OLICK, P.C.
                                                 1251 Avenue of the Americas
                                                 New York, New York  10020
                                                 (212) 278-1000

                                                 Attorneys for Aerovias
                                                 Nacionales de Colombia
                                                 S.A. Avianca and Avianca, Inc.,
                                                 Debtors and Debtors in
                                                 Possession

September 22, 2004

ARTICLE I DEFINITIONS AND INTERPRETATION.........................................................        1

     1.1           DEFINITIONS...................................................................        1
                   1.1.1          "ACTUAL CASH BALANCE"..........................................        1
                   1.1.2          "ADMINISTRATIVE CLAIM".........................................        1
                   1.1.3          "AEROCIVIL" ...................................................        2
                   1.1.4          "AEROCIVIL AGREEMENT"..........................................        2
                   1.1.5          "AEROCIVIL CLAIMS".............................................        2
                   1.1.6          "AFFILIATE" ...................................................        2
                   1.1.7          "ALLOWED," "ALLOWED CLAIM" or "ALLOWED INTEREST"...............        2
                   1.1.8          "ANNUAL ADDITIONAL DISTRIBUTION DATE"..........................        2
                   1.1.9          "AVERAGE EXCHANGE RATE"........................................        3
                   1.1.10         "AVIANCA" or the "DEBTOR"......................................        3
                   1.1.11         "AVIANCA, INC."................................................        3
                   1.1.12         "AVIANCA, INC. COMMON STOCK"...................................        3
                   1.1.13         "AVIANCA, INC. RESTATED CERTIFICATE OF INCORPORATION"..........        3
                   1.1.14         "AVIANCA S.A." ................................................        3
                   1.1.15         "AVIANCA S.A. RESTATED CHARTER"................................        3
                   1.1.16         "BANKRUPTCY CODE"..............................................        3
                   1.1.17         "BANKRUPTCY COURT".............................................        3
                   1.1.18         "BANKRUPTCY RULES".............................................        3
                   1.1.19         "BAR DATE ORDER"...............................................        3
                   1.1.20         "BNY"..........................................................        3
                   1.1.21         "BUSINESS DAY" ................................................        4
                   1.1.22         "CASE".........................................................        4
                   1.1.23         "CASH".........................................................        4
                   1.1.24         "CAXDAC" ......................................................        4
                   1.1.25         "CAXDAC CLAIMS"................................................        4
                   1.1.26         "CLAIM" .......................................................        4
                   1.1.27         "CLAIMS BAR DATE"..............................................        4
                   1.1.28         "CLASS"........................................................        4
                   1.1.29         "CLASS 8 TRUST"................................................        4
                   1.1.30         "CLASS 8 TRUST AGREEMENT"......................................        4
                   1.1.31         "CLASS 8 TRUST CERTIFICATES"...................................        4
                   1.1.32         "CLASS 8 TRUSTEE"..............................................        5
                   1.1.33         "COFFEE FEDERATION"............................................        5
                   1.1.34         "COLOMBIAN GAAP"...............................................        5
                   1.1.35         "COMMITTEE" ...................................................        5
                   1.1.36         "CONFIRMATION" ................................................        5
                   1.1.37         "CONFIRMATION DATE"............................................        5
                   1.1.38         "CONFIRMATION HEARING".........................................        5
                   1.1.39         "CONFIRMATION ORDER"...........................................        5
                   1.1.40         "CONTINGENT CLAIM".............................................        5
                   1.1.41         "CONTINGENT PAYMENT DATE"......................................        5
                   1.1.42         "CONTINGENT PAYMENT RIGHT".....................................        5
                   1.1.43         "CONTINGENT PRINCIPAL AMOUNT"..................................        5
                   1.1.44         "COURT APPROVED TRANSACTIONS"..................................        5
                   1.1.45         "CREDITOR" ....................................................        6
                   1.1.46         "CREDITOR CONTRIBUTION"........................................        6
                   1.1.47         "CREDITORS REPRESENTATIVE".....................................        6

                   1.1.48         "DIAN" ........................................................      6
                   1.1.49         "DIAN LETTER AGREEMENT"........................................      6
                   1.1.50         "DIP FINANCING FACILITY".......................................      6
                   1.1.51         "DIP LENDERS" .................................................      6
                   1.1.52         "DISALLOWED CLAIM" or "DISALLOWED INTEREST"....................      6
                   1.1.53         "DISBURSING AGENT".............................................      7
                   1.1.54         "DISBURSING AGREEMENT".........................................      7
                   1.1.55         "DISCLOSURE STATEMENT".........................................      7
                   1.1.56         "DISPUTED CLAIM" or "DISPUTED INTEREST"........................      7
                   1.1.57         "DISPUTED CLAIMS RESERVES".....................................      7
                   1.1.58         "DISTRIBUTION DATE"............................................      7
                   1.1.59         "DISTRIBUTION RECORD DATE".....................................      8
                   1.1.60         "DOLLAR NOTES".................................................      8
                   1.1.61         "DOLLAR NOTES INDENTURE".......................................      8
                   1.1.62         "DOLLAR NOTES INDENTURE TRUSTEE"...............................      8
                   1.1.63         "EBITDA".......................................................      8
                   1.1.64         "EFFECTIVE DATE"...............................................      9
                   1.1.65         "EFFECTIVE DATE CASH BALANCE"..................................      9
                   1.1.66         "ENCUMBRANCE"..................................................     10
                   1.1.67         "ENTITY".......................................................     10
                   1.1.68         "EQUITY SPONSORS"..............................................     10
                   1.1.69         "ESTATE".......................................................     10
                   1.1.70         "EXCESS CASH PAYMENT"..........................................     10
                   1.1.71         "EXCESS CASH PAYMENT DATE".....................................     10
                   1.1.72         "FACE AMOUNT"..................................................     10
                   1.1.73         "FINAL ORDER"..................................................     10
                   1.1.74         "FIRST COMPLIANCE CONTRIBUTION"................................     11
                   1.1.75         "FIXED PAYMENT AMOUNT".........................................     11
                   1.1.76         "FIXED PAYMENT AMOUNT DATE"....................................     11
                   1.1.77         "FRACTIONAL DOLLAR NOTE".......................................     11
                   1.1.78         "GENERAL PENSION CLAIMS".......................................     11
                   1.1.79         "GENERAL UNSECURED CLAIM"......................................     11
                   1.1.80         "GENERAL UNSECURED POOL VALUE".................................     11
                   1.1.81         "HOLDER".......................................................     11
                   1.1.82         "INCREMENTAL COMPLIANCE COSTS".................................     12
                   1.1.83         "INDEPENDENT SECURITY ADVISOR".................................     12
                   1.1.84         "IMPAIRED".....................................................     12
                   1.1.85         "IMPAIRED CLAIM"...............................................     12
                   1.1.86         "INITIAL FIXED PAYMENT"........................................     12
                   1.1.87         "INTERCOMPANY CLAIM"...........................................     12
                   1.1.88         This Section is intentionally omitted..........................     12
                   1.1.89         "INVERSIONES"..................................................     12
                   1.1.90         "INVESTMENT AGREEMENT".........................................     12
                   1.1.91         "INVESTMENT YIELD".............................................     12
                   1.1.92         "ISS"..........................................................     12
                   1.1.93         "JUNE 13, 2004 BUSINESS PLAN"..................................     13
                   1.1.94         "LETTER OF CREDIT".............................................     13
                   1.1.95         "LIEN".........................................................     13
                   1.1.96         "MASTER TRUST AGREEMENT".......................................     13
                   1.1.97         This Section is intentionally omitted..........................     13
                   1.1.98         "MASTER TRUST NOTES"...........................................     13

                   1.1.99         "MINIMUM CASH BALANCE".........................................     13
                   1.1.100        "NOVATION AGREEMENT"...........................................     13
                   1.1.101        "OCEANAIR".....................................................     13
                   1.1.102        "ORDINARY STOCK"...............................................     13
                   1.1.103        "OTHER SECURED CLAIMS".........................................     13
                   1.1.104        "PESO NOTE"....................................................     13
                   1.1.105        "PETITION DATE"................................................     14
                   1.1.106        "PLAN".........................................................     14
                   1.1.107        "PLAN DOCUMENTS"...............................................     14
                   1.1.108        "PLAN SECURITIES"..............................................     14
                   1.1.109        "PREFERRED STOCK"..............................................     14
                   1.1.110        "PRIMEOTHER"...................................................     14
                   1.1.111        "PRIORITY CLAIM"...............................................     14
                   1.1.112        "PRIORITY TAX CLAIM"...........................................     14
                   1.1.113        "PRO RATA".....................................................     14
                   1.1.114        "PROFESSIONAL PERSON"..........................................     15
                   1.1.115        "PROPONENTS"...................................................     15
                   1.1.116        "REGISTRAR"....................................................     15
                   1.1.117        "RELEASED CLAIMS"..............................................     15
                   1.1.118        "RELEASED PARTY"...............................................     15
                   1.1.119        "REJECTION CLAIMS".............................................     16
                   1.1.120        "REORGANIZED AVIANCA, INC."....................................     16
                   1.1.121        "REORGANIZED AVIANCA S.A.".....................................     16
                   1.1.122        "REORGANIZED DEBTOR"...........................................     16
                   1.1.123        "RESERVE CLASSES"..............................................     16
                   1.1.124        "RESTRUCTURING BONUS PLAN".....................................     16
                   1.1.125        "RETIREE"......................................................     16
                   1.1.126        "RETIREE ADMINISTRATIVE CLAIM".................................     16
                   1.1.127        "RETIREE BENEFIT PLANS"........................................     16
                   1.1.128        "RETIREE CLAIM"................................................     16
                   1.1.129        "SAM"..........................................................     16
                   1.1.130        "SAM POWER OF ATTORNEY"........................................     16
                   1.1.131        "SAM SUBORDINATION AGREEMENT"..................................     16
                   1.1.132        "SECOND COMPLIANCE CONTRIBUTION"...............................     16
                   1.1.133        "SECURED CLAIM"................................................     17
                   1.1.134        "SECURITY .....................................................     17
                   1.1.135        "SINGLE PAYMENT RIGHT".........................................     17
                   1.1.136        "SPVs".........................................................     17
                   1.1.137        "SUBORDINATED DEBT"............................................     17
                   1.1.138        "SUBSIDIARY" ..................................................     17
                   1.1.139        "SUBSTANTIVE CONSOLIDATION ORDER"..............................     17
                   1.1.140        "TRADE CLAIM" .................................................     18
                   1.1.141        "TREASURY YIELD"...............................................     18
                   1.1.142        "TRUST INDENTURE ACT"..........................................     18
                   1.1.143        "TRUST 1"......................................................     18
                   1.1.144        "TRUST 2"......................................................     18
                   1.1.145        "UNIMPAIRED"...................................................     18
                   1.1.146        "UNIMPAIRED CLAIM".............................................     18
                   1.1.147        "UNSECURED CLAIM"..............................................     18
                   1.1.148        "VALORES BAVARIA"..............................................     18
                   1.1.149        "VB ASSUMED PENSION CLAIMS"....................................     18

                             1.1.150        "VB DESIGNATED CLAIMS"......................................        18
                             1.1.151        "VB LIABILITIES"............................................        19
               1.2           INTERPRETATION AND RULES OF CONSTRUCTION...................................        19
               1.3           OTHER TERMS................................................................        19
               1.4           HEADINGS...................................................................        19
               1.5           INCORPORATION OF EXHIBITS..................................................        19

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................        19

               2.1           CLAIMS AND EQUITY INTERESTS CLASSIFIED.....................................        19
               2.2           ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS..............................        19
               2.3           CLAIMS AGAINST AND EQUITY INTERESTS IN AVIANCA.............................        20
                             2.3.1          CLASS 1 CLAIMS..............................................        20
                             2.3.2          CLASS 2 CLAIMS..............................................        20
                             2.3.3          CLASS 3 CLAIMS..............................................        20
                             2.3.4          CLASS 4 CLAIMS..............................................        20
                             2.3.5          This Section is intentionally omitted.......................        20
                             2.3.6          CLASS 6 CLAIMS..............................................        20
                             2.3.7          CLASS 7 CLAIMS..............................................        20
                             2.3.8          CLASS 8 CLAIMS..............................................        20
                             2.3.9          CLASS 9 CLAIMS..............................................        20
                             2.3.10         CLASS 10 CLAIMS.............................................        20
                             2.3.11         CLASS 11 INTERESTS..........................................        20
                             2.3.12         CLASS 12 INTERESTS..........................................        20
                             2.3.13         CLASS 13 INTERESTS..........................................        20

ARTICLE III IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS...........................        21

               3.1           UNIMPAIRED CLASSES OF CLAIMS...............................................        21
               3.2           IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS............................        21
               3.3           IMPAIRMENT CONTROVERSIES...................................................        21

ARTICLE IV TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS..........................................        21

               4.1           PAYMENT OF ADMINISTRATIVE CLAIMS...........................................        21
                             4.1.1          ADMINISTRATIVE CLAIMS IN GENERAL............................        21
                             4.1.2          RETIREE ADMINISTRATIVE CLAIMS...............................        21
                             4.1.3          DIP FINANCING FACILITY CLAIMS...............................        21
               4.2           PAYMENT OF PRIORITY TAX CLAIMS.............................................        21

ARTICLE V TREATMENT OF CLAIMS AND INTERESTS.............................................................        22

               5.1           CLAIMS AGAINST AND EQUITY INTERESTS IN AVIANCA.............................        22
                             5.1.1          CLASS 1 (PRIORITY CLAIMS)...................................        22
                             5.1.2          CLASS 2 (CAXDAC CLAIMS).....................................        22
                             5.1.3          CLASS 3 (GENERAL PENSION CLAIMS)............................        22
                             5.1.4          CLASS 4 (AEROCIVIL CLAIMS)..................................        22
                             5.1.5          This Section is intentionally omitted.......................        22
                             5.1.6          CLASS 6 (OTHER SECURED CLAIMS)..............................        22
                             5.1.7          CLASS 7 (NON-COLOMBIAN-HELD GENERAL UNSECURED CLAIMS).......        22

                             5.1.8          CLASS 8 (COLOMBIAN-HELD GENERAL UNSECURED CLAIMS)....................         23
                             5.1.9          CLASS 9 CLAIMS (CONVENIENCE CLASS CLAIMS)............................         23
                             5.1.10         CLASS 10 CLAIMS (INTERCOMPANY CLAIMS)................................         23
                             5.1.11         CLASS 11 (PREFERRED STOCK INTERESTS).................................         23
                             5.1.12         CLASS 12 (ORDINARY STOCK INTERESTS)..................................         24
                             5.1.13         CLASS 13 (AVIANCA, INC. STOCK INTERESTS).............................         24
               5.2           SATISFACTION OF CLAIMS AND INTERESTS................................................         24

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED CLAIMS..............................................................         24

               6.1           PROSECUTION OF OBJECTIONS TO CLAIMS.................................................         24
                             6.1.1          OBJECTIONS TO CLAIMS.................................................         24
                             6.1.2          AUTHORITY TO PROSECUTE OBJECTIONS....................................         24
               6.2           TREATMENT OF DISPUTED CLAIMS........................................................         24
                             6.2.1          NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS; RESERVE ESTABLISHED
                                            IN LIEU OF DISTRIBUTIONS FOR CERTAIN DISPUTED CLAIMS.................         24
                             6.2.2          FUNDING OF DISPUTED CLAIMS RESERVES..................................         25
                             6.2.3          PROPERTY HELD IN DISPUTED CLAIMS RESERVES............................         26
               6.3           DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED...................         27
                             6.3.1          AFTER ALLOWANCE OF A DISPUTED CLAIM..................................         27
                             6.3.2          AFTER RESOLUTION OF ALL DISPUTED CLAIMS..............................         27
               6.4           TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED CLAIMS RESERVES...................         28

ARTICLE VII MEANS FOR EXECUTION OF THE PLAN......................................................................         28

               7.1           GENERAL IMPLEMENTATION MATTERS......................................................         28
                             7.1.1          GENERAL CORPORATE MATTERS............................................         28
                             7.1.2          EFFECTIVE DATE TRANSACTIONS..........................................         28
               7.2           REORGANIZED AVIANCA S.A. AND REORGANIZED AVIANCA, INC...............................         29
                             7.2.1          RECONSTITUTED BOARD OF DIRECTORS OF REORGANIZED AVIANCA S.A..........         29
                             7.2.2          OFFICERS OF REORGANIZED AVIANCA S.A..................................         30
                             7.2.3          BOARD OF DIRECTORS OF REORGANIZED AVIANCA, INC.......................         30
                             7.2.4          OFFICERS OF REORGANIZED AVIANCA, INC.................................         30
               7.3           SUBSTANTIVE CONSOLIDATION...........................................................         30
                             7.3.1          TREATMENT AS A MERGER................................................         30
                             7.3.2          GUARANTIES ..........................................................         30
                             7.3.3          FILING OF CLAIMS.....................................................         30
                             7.3.4          SETOFF ..............................................................         30
               7.4           CAPITAL INVESTMENTS.................................................................         30
                             7.4.1          TRANSFER OF VALORES BAVARIA'S EQUITY SECURITIES......................         30
                             7.4.2          TRANSFER OF  EQUITY SECURITIES OF AVIANCA S.A. AND SAM HELD
                                            ON THE EFFECTIVE DATE................................................         31
                             7.4.3          TRANSFER OF THE DIP LOAN.............................................         31
                             7.4.4          INVESTMENT BY THE COFFEE FEDERATION..................................         31
                             7.4.5          INVESTMENT BY OCEANAIR...............................................         31
                             7.4.6          DISTRIBUTION OF EQUITY SECURITIES OF AVIANCA S.A.....................         31
                             7.4.7          POST-EFFECTIVE DATE INVESTMENTS......................................         31
                             7.4.8          ALLOCATION OF OWNERSHIP OF THE SPVs..................................         33
               7.5           CORPORATE ACTION....................................................................         33

                             7.5.1          AVIANCA S.A. ......................................................           33
                             7.5.2          AVIANCA, INC. .....................................................           33
               7.6           DISTRIBUTIONS.....................................................................           34
                             7.6.1          GENERALLY                                                                     34
                             7.6.2          MEANS OF CASH PAYMENT..............................................           34
                             7.6.3          CALCULATION OF DISTRIBUTION AMOUNTS OF SECURITIES..................           34
                             7.6.4          DELIVERY OF DISTRIBUTIONS..........................................           34
                             7.6.5          TIMING AND AMOUNTS OF DISTRIBUTIONS TO HOLDERS OF ALLOWED
                                            CLAIMS IN RESERVE CLASSES..........................................           35
                             7.6.6          FEES AND EXPENSES OF DISBURSING AGENTS.............................           36
                             7.6.7          TIME BAR TO CASH PAYMENTS..........................................           36
                             7.6.8          PAYMENT ON NON-BUSINESS DAYS.......................................           36
               7.7           VESTING OF PROPERTY OF AVIANCA....................................................           36
               7.8           PRESERVATION AND MAINTENANCE OF CAUSES OF ACTION..................................           37

ARTICLE VIII ACCEPTANCE OR REJECTION OF THE PLAN...............................................................           37

               8.1           CLASSES ENTITLED TO VOTE..........................................................           37
               8.2           CLASS ACCEPTANCE REQUIREMENT......................................................           37
               8.3           CRAMDOWN..........................................................................           37

ARTICLE IX EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................           37

               9.1           GENERAL TREATMENT.................................................................           37
               9.2           ASSUMED CONTRACTS AND LEASES......................................................           38
               9.3           BAR TO REJECTION DAMAGES..........................................................           38
               9.4           CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................           38
               9.5           REJECTION CLAIMS..................................................................           38

ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE..............................................           38

               10.1          CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN..................................           38
               10.2          CONDITIONS TO EFFECTIVE DATE......................................................           40
               10.3          WAIVER OF CONDITIONS..............................................................           40

ARTICLE XI EFFECTS OF CONFIRMATION AND EFFECTIVENESS OF THE PLAN...............................................           41

               11.1          DISCHARGE OF CLAIMS...............................................................           41
               11.2          DISCHARGE OF AVIANCA..............................................................           41
               11.3          INJUNCTION........................................................................           41
               11.4          EXCULPATIONS AND LIMITATION OF LIABILITY..........................................           41
               11.5          RELEASES BY RECIPIENTS OF DOLLAR NOTES, CLASS 8 TRUST
                             CERTIFICATES AND SINGLE PAYMENT RIGHTS............................................           42
               11.6          RELEASE OF STOCKHOLDERS, OFFICERS, DIRECTORS AND REPRESENTATIVES..................           42

ARTICLE XII RETENTION OF JURISDICTION..........................................................................           43

               12.1          SCOPE OF JURISDICTION.............................................................           43
               12.2          FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION..........................           44

ARTICLE XIII MISCELLANEOUS PROVISIONS..........................................................................      44

               13.1          COMPLIANCE WITH TAX REQUIREMENTS..................................................      44
               13.2          DISSOLUTION OF COMMITTEE..........................................................      44
               13.3          PAYMENT OF STATUTORY FEES.........................................................      44
               13.4          POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS..................      44
               13.5          BINDING EFFECT....................................................................      44
               13.6          GOVERNING LAW.....................................................................      45
               13.7          AMENDMENTS AND MODIFICATIONS......................................................      45
               13.8          REVOCATION........................................................................      45
               13.9          NOTICES...........................................................................      45
               13.10         DE MINIMIS DISTRIBUTIONS..........................................................      45
               13.11         TERM OF INJUNCTIONS OR STAYS......................................................      46
               13.12         WAIVER AND ESTOPPEL...............................................................      46
               13.13         CONFLICTS. .......................................................................      46

                                TABLE OF EXHIBITS

Exhibit                                 Description                          Page Number
-------                                 -----------                          -----------
1.1.13        Form of Avianca, Inc. Restated Certificate of Incorporation         3
1.1.30        Form of Class 8 Trust Agreement                                     4
1.1.44        Court Approved Transactions                                         5
1.1.60        Payment Terms of Dollar Notes and Peso Notes                        8
1.1.61        Form of Dollar Notes Indenture                                      8
1.1.63        Incentive Compensation Plan Payment Threshold                       8
1.1.82        Budgeted Compliance Costs                                          12
1.1.90        Investment Agreement and Exhibits                                  12
1.1.104       Form of Peso Note and Guaranty                                     13
1.1.107       Plan Documents                                                     13
1.1.130       Form of SAM Power of Attorney                                      16
1.1.131       Form of SAM Subordination Agreement                                16
1.1.137       Form of Subordinated Promissory Note                               17
5.1.4         Description of Security for Class 4 (Aerocivil Claims)             22
7.4.7d        Oceanair Debt Instrument                                           33
9.2           Assumed Contracts and Leases                                       38

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

In re                                           }
                                                }
AEROVIAS NACIONALES DE COLOMBIA S.A.            }  CASE NOS. 03-11678(ALG) AND
AVIANCA                                         }  03-11679(ALG)
F.E.I.N. 52-1439926,                            }
                                                }  JOINTLY ADMINISTERED
and                                             }
                                                }  CHAPTER 11
AVIANCA, INC.                                   }
F.E.I.N. 13-1868573,                            }  JUDGE ALLANL. GROPPER
                                                }
                 Debtors.                       }  THIRD MODIFIED AND RESTATED
                                                }  JOINT PLAN OF REORGANIZATION


      Aerovias Nacionales de Colombia S.A. Avianca and Avianca, Inc., as debtors and debtors in possession, propose, pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), the joint plan of reorganization set forth below (the "Plan"), which modifies and restates in its entirety the Second Modified and Restated Joint Plan of Reorganization dated July 19, 2004, filed in the above-captioned Chapter 11 cases.

                                   ARTICLE I

                         Definitions and Interpretation

      1.1 DEFINITIONS. Except as expressly provided or unless the context otherwise requires, all capitalized terms used in the Plan (excluding the Plan Documents, unless expressly incorporated therein by reference) and not otherwise defined shall have the respective meanings set forth below.

            1.1.1 "ACTUAL CASH BALANCE" for any day shall mean the actual cash balance of Reorganized Avianca S.A. as reflected on its books and records on the last Business Day of the immediately preceding month, provided that if the average age of Reorganized Avianca S.A.'s and its Subsidiaries' payables on said last Business Day shall have been in excess of 40 days as the result of Oceanair's having, directly or indirectly, instructed or required Reorganized Avianca S.A., without the prior consent of the Creditors Representative, to permit the average age of its payables to exceed 40 days, then the Actual Cash Balance shall be decreased by the amount of payments that would have had to be made by Reorganized Avianca S.A. so that the average age of Reorganized Avianca S.A.'s payables on said last Business Day would not have exceeded 40 days, said average age of payables in each case to be calculated in a manner acceptable to Oceanair and the Creditors Representative.

            1.1.2 "ADMINISTRATIVE CLAIM" shall mean a Claim or portion of a Claim which is a cost or expense of administration of the Estate allowed under Sections 503(b) or 507(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estate and operating Avianca's business, (b) the fees and expenses of Professional Persons in such amounts as are allowed by Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code, (c) to the extent applications for allowance thereof as Administrative Claims are made pursuant to Sections 503(b)(1), (3), (4) or (5) of the Bankruptcy Code, such amounts as are determined and allowed by Final Order of the Bankruptcy Court,
(d) any fees or charges assessed against the Estate under Section 1930 of Title 28 of the United States Code, and (e) the outstanding principal amount, interest thereon and other fees and charges, if any, owing on account of any loans made to or other credit accommodations extended to Avianca on or after the Petition Date and authorized by the Bankruptcy Court pursuant to the provisions of Sections 364 (b), (c) or
(d) of the Bankruptcy Code, but excluding any Claims under Sections 503(b)(3)(D) or 503(b)(4) for expenses incurred by Oceanair, the Coffee Federation or Valores Bavaria or PrimeOther or any of their respective Professional Persons, which Claims, if any, such Entities have agreed to waive in accordance with the terms and conditions of the Investment Agreement.

            1.1.3 "AEROCIVIL" shall mean Unidad Adminstrativa Especial de Aeronautica Civil, the Colombian governmental unit which regulates air travel and administers the major airport facilities in the Republic of Colombia.

            1.1.4 "AEROCIVIL AGREEMENT" shall mean the agreement between Avianca S.A. and Aerocivil relating to the payment by Avianca S.A. of landing fees, communications fees, access fees, aircraft parking fees, rent for leases of airport facilities, and interest on the foregoing memorialized by that certain letter from Avianca S.A. to Aerocivil, dated August 15, 2003, as amended, which agreement was approved by Final Order of the Bankruptcy Court, dated October 8, 2003, as such agreement shall have been amended from time to time.

            1.1.5 "AEROCIVIL CLAIMS" shall have the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

            1.1.6 "AFFILIATE" shall mean, with respect to any Entity, any Entity that controls, is controlled by, or is under common control with such Entity, an Entity being deemed to control another Entity if such Entity directly or indirectly has the power to direct or cause the direction of the management and policies of such other Entity, whether through holding ownership interests in such other Entity, through agreements or otherwise.

            1.1.7 "ALLOWED," "ALLOWED CLAIM" or "ALLOWED INTEREST" shall mean and include, with reference to a Claim or Interest, (a) any Claim against or Interest in Avianca, proof of which is filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) or fixed pursuant to Section 9.2 of the Plan and which is not a Disputed Claim or Disputed Interest, (b) if no proof of the Claim or Interest is so filed, any Claim against or Interest in Avianca which has been listed by Avianca in its Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, (c) any Claim or Interest allowed by a Final Order or which shall have been resolved by a written agreement (which, if resolved before the Effective Date, shall be approved by a Final Order of the Bankruptcy Court after at least ten (10) days' written notice to the Creditors Representative, and which, if resolved on or after the Effective Date, shall have either, after at least ten (10) days' written notice to the Creditors Representative, been approved by Final Order of the Bankruptcy Court or not have been the subject of a written objection given by the Creditors Representative and received by the Reorganized Debtor within ten (10) days after the date the notice of the agreement shall have been given to the Creditors Representative) between the Holder of the Claim or Interest and Avianca or the Reorganized Debtor, as the case may be, or (d) any Claim designated as Allowed by the express terms of the Plan. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which is subsequently withdrawn, disallowed, released or waived by the Holder thereof or pursuant to a Final Order.

            1.1.8 "ANNUAL ADDITIONAL DISTRIBUTION DATE" shall mean (a) June 30 of the calendar year following the year in which the Effective Date falls and
(b) each June 30 thereafter until the June 30 immediately following the date when all Disputed Claims shall have been resolved.

            1.1.9 "AVERAGE EXCHANGE RATE" for any given period shall mean the average of the daily exchange rates published by the Colombian Central Bank (the
TRM) for each day in the period.

            1.1.10 "AVIANCA" or the "DEBTOR" shall mean, collectively, Avianca S.A. and Avianca, Inc., as debtors and debtors in possession in the Case.

            1.1.11 "AVIANCA, INC." shall mean Avianca, Inc., a corporation organized under the laws of the State of New York and a wholly-owned Subsidiary of Avianca, S.A., prior to the Petition Date and as a debtor and debtor in possession in the Case.

            1.1.12 "AVIANCA, INC. COMMON STOCK" shall mean the common stock of Avianca, Inc. issued and outstanding as of the Petition Date.

            1.1.13 "AVIANCA, INC. RESTATED CERTIFICATE OF INCORPORATION" shall mean the Amended and Restated Certificate of Incorporation of Avianca, Inc., in substantially the form of EXHIBIT 1.1.13, to be adopted by Avianca, Inc. in accordance with applicable law on or before the Effective Date pursuant to the provisions of the Plan.

            1.1.14 "AVIANCA S.A." shall mean Aerovias Nacionales de Colombia S.A. Avianca, a sociedad anonima organized under the laws of the Republic of Colombia, prior to the Petition Date and as a debtor and debtor in possession in the Case.

            1.1.15 "AVIANCA S.A. RESTATED CHARTER" shall mean the public deed of incorporation of Avianca S.A., and the amended and restated bylaws of Avianca S.A., in substantially the form of Exhibit H to the Investment Agreement, to be adopted by Avianca S.A. in accordance with applicable law on or before the Effective Date pursuant to the provisions of Section 6.3.1 of the Plan.

            1.1.16 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, codified at Title 11 of the United States Code, as the same may from time to time be in effect and as applicable to the Case.

            1.1.17 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Southern District of New York or, to the extent of any transfer of the Case or any proceedings arising therein or relating thereto and commenced in said bankruptcy court to another district pursuant to 28 U.S.C. Section 1412, the United States Bankruptcy Court for said other district, or, to the extent of any withdrawal of the reference of the Case or any proceedings arising therein or relating thereto and commenced in said bankruptcy court made pursuant to 28 U.S.C. Section 157, the United States District Court for the district of which said bankruptcy court constitutes a unit.

            1.1.18 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court pursuant to 28 U.S.C. Section 2075, as amended, the Federal Rules of Civil Procedure, as amended, to the extent applicable to the Case or proceedings arising therein or related thereto, and to the extent not inconsistent, the local rules of the Bankruptcy Court, as amended, to the extent applicable to the Case or proceedings arising therein or related thereto.

            1.1.19 "BAR DATE ORDER" shall mean the Order Establishing Bar Date for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof, entered by the Bankruptcy Court on August 18, 2003 (Docket Number 369), as amended or modified from time to time.

            1.1.20 "BNY" shall mean The Bank of New York, a New York banking corporation, not in its individual capacity, but solely as trustee under the Master Trust Agreement.

            1.1.21 "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in the City of New York, State of New York, or Bogota, Republic of Colombia, are required or authorized to close.

            1.1.22 "CASE" shall mean, collectively, Case Number 03-11678 (alg) and Case Number 03-11679 (alg) pending in the Bankruptcy Court and jointly administered under Case Number 03-11678 (alg).

            1.1.23 "CASH" shall mean (a) in the case of payments required by the Plan to be made or deposited in a Disputed Claims Reserve in Colombian pesos or as the context may otherwise require, Colombian pesos or other legal tender of the Republic of Colombia, and (b) in all other cases, legal tender of the United States of America or cash equivalents, including in all cases cash balances of depository accounts and cash on hand.

            1.1.24 "CAXDAC" shall mean Caja de Auxilios y Prestaciones de la Asociacion Colombiana de Aviadores Civiles ACDAC.

            1.1.25 "CAXDAC CLAIMS" shall mean the Claims arising from the indebtedness of Avianca S.A. to CAXDAC on account of Avianca S.A.'s legal obligation, including interest on the unpaid principal amount thereof, to contribute to the common fund established to fund the Special Transitional Regime prescribed in Colombian Decrees 1282, 1283 and 1302 of 1994, as amended by Colombian Law 860 of 2003, and Banking Superintendency External Circular No. 088 of 1995.

            1.1.26 "CLAIM" shall mean (a) any right to payment from Avianca or its property, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Avianca, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

            1.1.27 "CLAIMS BAR DATE" shall mean the applicable bar date by which a proof of Claim must be filed with the Bankruptcy Court, as established by the Plan or any order entered or to be entered by the Bankruptcy Court, as amended, supplemented or modified, including the Bar Date Order.

            1.1.28 "CLASS" shall mean a category or group of Holders designated as a class or subclass in Article II pursuant to Section 1123(a)(1) of the Bankruptcy Code.

            1.1.29 "CLASS 8 TRUST" shall mean the trust created under the Class 8 Trust Agreement and to be funded, pursuant to Section 7.1.2d of the Plan, by the deposit by the Reorganized Debtor of a Peso Note in the amount set forth in said Section 7.1.2d.

            1.1.30 "CLASS 8 TRUST AGREEMENT" shall mean the Contrato de Fiducia Mercantil (Trust Agreement) between Avianca S.A., as settlor, and the Class 8 Trustee, as trustee, pursuant to which the Class 8 Trust Certificates will be issued and which shall be in substantially the form of EXHIBIT 1.1.30.

            1.1.31 "CLASS 8 TRUST CERTIFICATES" shall mean the Trust Certificates or entries on the books of the Class 8 Trustee, evidencing beneficial interests in the Class 8 Trust, to be issued by the Class 8 Trustee in accordance with Section 5.1.8 of the Plan pursuant to the Class 8 Trust Agreement and to be freely assignable without the consent of the Reorganized Debtor, the Class 8 Trustee or any third party.

            1.1.32 "CLASS 8 TRUSTEE" shall mean an Entity selected by the Committee and approved, after notice and a hearing, by the Bankruptcy Court on or before the Effective Date, that is willing to serve as the trustee under the Class 8 Trust, as trustee under the Class 8 Trust Agreement.

            1.1.33 "COFFEE FEDERATION" shall mean Federacion Nacional de Cafeteros de Colombia, a private legal entity formed under the laws of the Republic of Colombia.

            1.1.34 "COLOMBIAN GAAP" shall mean accounting principles generally accepted in the Republic of Colombia.

            1.1.35 "COMMITTEE" shall mean the Official Committee of Unsecured Creditors which the United States Trustee appointed in the Case on April 1, 2003.

            1.1.36 "CONFIRMATION" shall mean entry of the Confirmation Order.

            1.1.37 "CONFIRMATION DATE" shall mean the date upon which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court, within the meaning of Bankruptcy Rules 5003 and 9021.

            1.1.38 "CONFIRMATION HEARING" shall mean the hearing held by the Bankruptcy Court on the confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

            1.1.39 "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

            1.1.40 "CONTINGENT CLAIM" shall mean a Claim that is contingent or unliquidated.

            1.1.41 "CONTINGENT PAYMENT DATE" shall mean each of April 30, 2006, April 30, 2007, April 30, 2008, April 30, 2009, April 30, 2010 and April 30,
2011.

            1.1.42 "CONTINGENT PAYMENT RIGHT" shall mean the right to receive from Reorganized Avianca S.A. on each Contingent Payment Date the share of the Contingent Principal Amount, if any, for such Contingent Payment Date, as specified in Section 5.1.7 or Section 5.1.8, as the case may be, of the Plan, payable, in the case of a Contingent Payment Right evidenced by a Dollar Note, in U.S. Dollars and payable, in the case of a Contingent Payment Right evidenced by a Peso Note, in Colombian pesos, based upon the exchange rate in effect on the Business Day immediately before the payment is due.

            1.1.43 "CONTINGENT PRINCIPAL AMOUNT" shall mean, for any Contingent Payment Date, the amount, if any, by which fifteen percent (15%) of EBITDA for the calendar year ending on the December 31 immediately preceding such Contingent Payment Date exceeds (a) if such December 31 is a Fixed Payment Amount Date, the sum of the Fixed Payment Amounts for the Fixed Payment Amount Dates occurring in such calendar year, or (b) if such December 31 is not a Fixed Payment Amount Date, $(US)0.

            1.1.44 "COURT APPROVED TRANSACTIONS" shall mean the agreements reached between Avianca and another Entity which have been approved by a Final Order of the Bankruptcy Court and which provide for Avianca to make a stream of payments to such other Entity over a period ending after the Effective Date, as listed and described on EXHIBIT 1.1.44 hereto.

            1.1.45 "CREDITOR" shall mean any Entity that holds a Claim against Avianca (a) that arose at the time of or before the order for relief concerning Avianca entered in the Cases or (b) of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

            1.1.46 "CREDITOR CONTRIBUTION" shall mean the sum of the First Compliance Contribution and the Second Compliance Contribution..

            1.1.47 "CREDITORS REPRESENTATIVE" shall mean (i) prior to the Effective Date, the Committee, and (ii) after the Effective Date, the Class 8 Trustee or such other Entity designated on or before the Effective Date by the Committee and reasonably acceptable to the Equity Sponsors and the Debtors or the Reorganized Debtors which is willing, on terms and conditions acceptable to the Creditors Representative and the Debtor or the Reorganized Debtor, to be available to make draws, on behalf of Reorganized Avianca S.A., under the Letter of Credit, to review and approve the calculation of the Effective Date Cash Balance and annual EBITDA, and to fulfill for the benefit of Creditors in Class 7 and Class 8 the other specific duties and responsibilities of a Creditors Representative set forth in the Plan Documents and the Investment Agreement.

            1.1.48 "DIAN" shall mean the Direccion de Impuestos y Aduanas Nacionales (the Colombian National Tax and Customs Agency).

            1.1.49 "DIAN LETTER AGREEMENT" shall mean the agreement between Avianca S.A. and DIAN relating to the payment by Avianca S.A. of value added taxes, whether collected by Avianca S.A. on account of sales made by Avianca S.A. or withheld by Avianca S.A. on account of purchases made by Avianca S.A., and for customs, duties and import taxes, together with interest, fines and other charges relating thereto, memorialized by that certain letter from Avianca S.A. to DIAN, dated May 15, 2003, which agreement was approved by Final Order of the Bankruptcy Court, dated June 19, 2003, as such agreement shall have been amended from time to time in accordance with the terms of any amendment that shall have been approved by Final Order of the Bankruptcy Court.

            1.1.50 "DIP FINANCING FACILITY" shall mean the debtor in possession financing facility made available pursuant to an Order or Orders of the Bankruptcy Court by the DIP Lenders to Avianca S.A. and Avianca, Inc., as debtors in possession in the Case, and evidenced by the Debtor in Possession Loan and Security Agreement, dated March 26, 2003, as modified, amended or supplemented from time to time.

            1.1.51 "DIP LENDERS" shall mean Valores Bavaria, PrimeOther and the Coffee Federation, as lenders under the DIP Financing Facility, or their respective successors or assigns.

            1.1.52 "DISALLOWED CLAIM" or "DISALLOWED INTEREST" shall mean a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise under applicable law, (c) is not scheduled and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise under applicable law, or (d) has been withdrawn, disallowed, released or waived by a written agreement (which, if resolved before the Effective Date, shall be approved by a Final Order of the Bankruptcy Court after at least ten (10) days' written notice to the Creditors Representative, and which, if resolved on or after the Effective Date, shall have either, after at least ten (10) days' written notice to the Creditors Representative, been approved by Final Order of the Bankruptcy Court or not have been the subject of a written objection given by the Creditors Representative and received by the Reorganized Debtor within ten (10) days after the date the notice of the agreement shall have been given to the Creditors Representative) between the Holder of the Claim or Interest and Avianca or the Reorganized Debtor, as the case may be, or otherwise has been withdrawn, disallowed, released or waived by the Holder thereof.

            1.1.53 "DISBURSING AGENT" shall mean (i) with respect to payments on the Peso Notes, the Class 8 Trustee or such other Entity designated by the Creditors Representative and approved by the Bankruptcy Court; (ii) with respect to payments on the Dollar Notes, the Dollar Notes Indenture Trustee or such other Entity designated by the Creditors Representative and approved by the Bankruptcy Court; and (iii) with respect to any other payments required under the Plan, any Entity designated by Avianca and approved by the Bankruptcy Court or designated in the Plan to make such distributions, which may include Reorganized Avianca S.A., Reorganized Avianca, Inc., BNY or any financial institution of recognized standing in the country of its organization.

            1.1.54 "DISBURSING AGREEMENT" shall mean, with respect to any Disbursing Agent (other than Reorganized Avianca S.A., Reorganized Avianca, Inc.), the agreement referenced in Article VII of the Plan, which shall be entered into between Avianca and such Disbursing Agent and shall govern the rights and obligations of such Disbursing Agent. Each Disbursing Agreement, if any, will be filed as a Plan Document and be subject to the approval of the Bankruptcy Court.

            1.1.55 "DISCLOSURE STATEMENT" shall mean the disclosure statement (and all exhibits, appendices and schedules annexed thereto or referenced therein) that relates to the Plan and that is approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, supplemented or modified from time to time.

            1.1.56 "DISPUTED CLAIM" or "DISPUTED INTEREST" shall mean a Claim against or Interest in Avianca or any portion thereof that is not an Allowed Claim, an Allowed Interest, a Disallowed Claim or a Disallowed Interest and (a) to the extent that proof of the Claim or Interest has been filed or deemed filed under applicable law, as to which an objection has been filed with the Bankruptcy Court and which objection has not been withdrawn or denied by Final Order, (b) which has been listed on Avianca's Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as contingent, unliquidated or disputed but as to which a proof of claim or interest has been timely filed, or (c) as to any Claim other than a Rejection Claim, which Avianca or the Reorganized Debtor, as the case may be, shall have objected to, disputed, defended against or otherwise opposed pursuant to the provisions of Section 6.1.1.

            1.1.57 "DISPUTED CLAIMS RESERVES" shall mean the reserves holding Dollar Notes, Class 8 Trust Certificates and Cash and established pursuant to
Section 6.2.2 of the Plan for Allowed Claims and Disputed Claims in Classes 7 and 8, respectively.

            1.1.58 "DISTRIBUTION DATE" shall mean, (a) for any Impaired Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the Effective Date or as soon thereafter as reasonably practicable, (b) for any Unimpaired Claim, Administrative Claim or Priority Tax Claim that is due on or before the Effective Date and that is an Allowed Claim on the Effective Date, the Effective Date or as soon thereafter as reasonably practicable, (c) for any Unimpaired Claim, Administrative Claim or Priority Tax Claim that is due after the Effective Date and that is an Allowed Claim, on the date on which such Claim is due, (d) for any Claim (other than a Claim in a Reserve Class) or Interest that is a Disputed Claim or Disputed Interest on the Effective Date, the later of thirty (30) days after the date upon which such Claim or Interest becomes an Allowed Claim or Allowed Interest or the date such Claim or

Interest is due, and (e) for any Claim that is in a Reserve Class and that is a Disputed Claim on the Effective Date, the date specified in Section 6.3.1 of the Plan.

            1.1.59 "DISTRIBUTION RECORD DATE" shall mean the close of business in the City of New York, State of New York, on the date ten (10) Business Days before the Effective Date.

            1.1.60 "DOLLAR NOTES" shall mean the notes or debentures due April 30, 2011, bearing interest on the fixed principal amount thereof at 10% per annum, payable in U.S. dollars according to the terms set forth on EXHIBIT
1.1.60 hereto and to be issued by Reorganized Avianca S.A. in accordance with
Section 5.1.7 of the Plan and guarantied by Reorganized Avianca, Inc. pursuant to the Dollar Notes Indenture and evidencing, in addition to indebtedness in the fixed principal amount stated therein, plus interest thereon, the Contingent Payment Right to receive the Contingent Principal Amount determined as set forth in the Plan.

            1.1.61 "DOLLAR NOTES INDENTURE" shall mean an Indenture between Avianca S.A., as issuer, and the Dollar Notes Indenture Trustee, as trustee, pursuant to which the Dollar Notes will be issued and which shall be in substantially the form of EXHIBIT 1.1.61.

            1.1.62 "DOLLAR NOTES INDENTURE TRUSTEE" shall mean an Entity selected by the Committee and approved, after notice and a hearing, by the Bankruptcy Court on or before the Effective Date, that is willing to serve as the trustee under the Dollar Notes Indenture, as trustee under the Dollar Notes Indenture.

            1.1.63 "EBITDA" shall mean, with respect to any given calendar year, an amount, determined in U.S. dollars on a consolidated basis using the same manner of consolidation used in, and otherwise determined in a manner consistent with, Avianca's June 13, 2004 Business Plan, equal to (a) the Gross Profit of Avianca S.A., Avianca, Inc. and SAM for such calendar year, minus (b) their Sales Expenses and Administrative Expenses for such calendar year; the determination of such amount being made without giving effect to the impact of
(i) Depreciation, (ii) Amortization, (iii) Financial Income and Financial Expenses, (iv) Other Income and Other Expenses, (v) Currency Adjustments other than currency adjustments related to conversion of income, operating expense, sales expense and administrative expenses made for purposes of deriving EBITDA,
(vi) any Pension Expenses, including those relating to the CAXDAC Claims and General Pension Claims, but excluding payments paid or payable to any retiree who took early retirement in or about May 2002, until such retiree becomes eligible for his pension (to the extent such payments were included as a payroll expense in the June 13, 2004 Business Plan) and contributions paid or payable to pension funds for the benefit of employees active at any time on or after the Petition Date, (vii) payments on account of Administrative Claims or prepetition Claims authorized to be made over time pursuant to Court Approved Transactions,
(viii) payments made by, or received by, Avianca to or from adverse parties in connection with any lawsuits or claims, (ix) fees and expenses payable to Professional Persons in connection with the Case and incurred prior to the Effective Date, (x) restructuring charges or extraordinary items, (xi) Income Taxes, (xii) Inflation Adjustments related to balance sheet accounts, (xiii) payments, if any, pursuant to the Reorganized Debtor's Incentive Compensation Plan during the years 2005 and 2006 which exceed the amounts set forth in
EXHIBIT 1.1.63 hereto, (xvi) other non-cash items, and (xv) any other non-operating items (the foregoing capitalized terms not otherwise defined herein having the meanings ascribed to such terms in Avianca's June 13, 2004 Business Plan), provided that, (i) for purposes of calculating EBITDA for calendar year 2007, said Gross Profit shall be increased by an amount equal to the First Compliance Contribution; (ii) for purposes of calculating EBITDA for calendar year 2008, said Gross Profit shall be increased by an amount equal to the Second Compliance Contribution; and (iii) to the extent any portions of the deferred payments comprising the Creditor Contribution are ultimately paid as provided in the Class 8 Trust and the Dollar Notes Indenture, such portions shall be subtracted from the amount of Gross Profit for the calendar year during which such portions are paid; as the foregoing shall (1) be determined by Reorganized Avianca S.A. in accordance with Colombian GAAP, except that (A) where Colombian GAAP conflicts with other principles pursuant to which Avianca's June 13, 2004 Business Plan was prepared, such other principles shall be applied, and (B) for purposes of converting Avianca's Monthly Financial Results for each month in the given calendar year from Colombian pesos to U.S. dollars, the Average Exchange Rate for such month, as published by the Colombian Central Bank (the TRM), shall be applied, and (2) be reviewed and approved by Oceanair and the Creditors Representative.

            1.1.64 "EFFECTIVE DATE" shall mean the Business Day on which each of the conditions precedent set forth in Section 10.2 of the Plan have been either satisfied or, in accordance with Section 10.3 of the Plan, waived.

            1.1.65 "EFFECTIVE DATE CASH BALANCE" shall mean all unrestricted Cash held by the Debtors and SAM immediately after the Effective Date, including any refund or release of restricted Cash actually made within the thirty (30) days following the Effective Date (but in any event including all refunds due from IATA), the funds held as security for the payment of professional fees and expenses of the Committee, and any overpayment made pursuant to the DIAN Letter Agreement, and, in the event that Adversary Proceeding No. 03-2204 arising in and related to the Case and pending in the Bankruptcy Court is resolved by a Final Order of the Bankruptcy Court (either as the result of a decision by the Bankruptcy Court or the approval of a compromise or settlement under Bankruptcy Rule 9019), the funds, if any, remaining in the trust created under the Master Trust Agreement in excess of the sum, if any, to which BNY or the Holders of the Master Trust Notes shall be entitled pursuant to such Final Order; after giving effect to the investment to be made on the Effective Date by Oceanair, for the account of the SPVs, to Avianca S.A. pursuant to Section 7.4.5 of the Plan; after giving effect to all payments required to be made (and reserves for any such payments) by the Debtors on the Effective Date (or as soon as commercially practicable thereafter) pursuant to the Plan, other than payment on account of interest on the DIP Financing Facility pursuant to Section 4.1.3 of the Plan, including, without duplication, (i) payments on account of Administrative Claims pursuant to Section 4.1.1 of the Plan, (ii) payments on account of Priority Tax Claims due and payable on the Effective Date (or as soon as commercially practicable thereafter) pursuant to Section 4.2 of the Plan, (iii) payments on account of Priority Claims which are due and payable on the Effective Date or within thirty (30) days thereafter pursuant to Section 5.1.1 of the Plan, (iv) payments on account of the Aerocivil Claims which are due and payable on the Effective Date (or as soon as commercially practicable thereafter) pursuant to
Section 5.1.4 of the Plan, (v) payment of the Pro Rata shares of the Initial Fixed Payment which are payable pursuant to Sections 5.1.7 and 5.1.8 of the Plan, (vi) payments on account of Other Secured Claims which are due and payable on the Effective Date (or as soon as commercially practicable thereafter) pursuant to Section 5.1.6 of the Plan, (vii) payments on account of Convenience Class Claims due and payable on the Effective Date (or as soon as commercially practicable thereafter) pursuant to Section 5.1.9 of the Plan, (viii) payments of amounts not in excess of $(US)250,000 due pursuant to the Restructuring Bonus Plan, (ix) payments of cure amounts due and payable on the Effective Date or within thirty (30) days thereafter on account of a Debtor's assumption of any executory contract or unexpired lease, and (x) payments made on account of Court Approved Transactions due and payable within thirty (30) days following the Effective Date; and after adding back the amount, if any, that the Reorganized Debtor shall have paid Oceanair on account of its fees and expenses owing by Avianca under the terms of the Investment Agreement and the amount, if any, that Avianca or Reorganized Avianca S.A. shall have paid on account of the General Pension Claims that are included in the VB Assumed Pension Claims, to the extent not reimbursed by Valores Bavaria; as the foregoing shall be determined by Reorganized Avianca S.A. and reviewed and approved by Oceanair and the Creditors Representative; provided that the Effective Date Cash Balance shall be: (a) adjusted (increased or decreased) to compensate for the timing of any disbursements made by Avianca or SAM that are not consistent with its ordinary course practices with respect to the timing of such payments (other than deviations expressly permitted by Final Order of the Bankruptcy Court), and (b) adjusted to compensate for any refunds that are payable to Avianca or SAM, as estimated in the DIP Budget, but that are not received at the request or direction of Avianca, SAM or the Equity Sponsors, with any such adjustments under (a) or (b) to be calculated in a manner acceptable to the Reorganized Debtor and the Creditors Representative.

            1.1.66 "ENCUMBRANCE" shall mean any Lien, imperfection of title, option, or restriction of any kind affecting any property.

            1.1.67 "ENTITY" shall mean a person, a corporation, a partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

            1.1.68 "EQUITY SPONSORS" shall mean Oceanair and the Coffee Federation and their respective successors and assigns.

            1.1.69 "ESTATE" shall mean estates of Avianca S.A. and Avianca, Inc. created by Section 541 of the Bankruptcy Code upon the commencement of the Case.

            1.1.70 "EXCESS CASH PAYMENT" shall mean twenty-five percent (25%) of the amount, if any, by which the Effective Date Cash Balance exceeds $(US)45,000,000.

            1.1.71 "EXCESS CASH PAYMENT DATE" shall mean a date which is no more than thirty (30) days after the Effective Date.

            1.1.72 "FACE AMOUNT" shall mean, when used with reference to a Disputed Claim, either (a) if the Holder of such Claim has filed with the Bankruptcy Court proof of his Claim by the Claims Bar Date or proof of such Claim is deemed timely filed under applicable law and such proof of claim specifies a liquidated amount, (i) the full stated amount claimed in such proof of Claim, or (ii) if the amount of the Claim has been estimated by the Bankruptcy Court in a Final Order entered pursuant to Section 502 of the Bankruptcy Code, the amount of such estimate; or (b) if the Holder of such Claim has filed with the Bankruptcy Court proof of such Claim after the Claims Bar Date and proof of such Claim has not otherwise been deemed filed under applicable law or the proof of Claim specifies an unliquidated amount, the greater of the amount of the Claim set forth in (i) any objection filed with the Bankruptcy Court respecting such Claim, or (ii) the amount of such Claim as stipulated in any written agreement resolving the amount of such Claim between the Holder of such Claim and a Debtor which shall have been approved by a Final Order of the Bankruptcy Court; or (c) if the Holder of such Claim has filed with the Bankruptcy Court proof of such Claim by the Claims Bar Date or proof of such Claim is deemed timely filed under applicable law and such proof of claim specifies a liquidated amount, the greater of the amount of the Claim set forth in (i) any objection filed with the Bankruptcy Court respecting such Claim, or
(ii) the amount of such Claim as stipulated in any written agreement resolving the amount of such Claim between the Holder of such Claim and a Debtor which shall have been approved by a Final Order of the Bankruptcy Court.

            1.1.73 "FINAL ORDER" shall mean an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no timely appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if a timely appeal, writ of certiorari, reargument or rehearing thereof has been sought, which shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the

Bankruptcy Rules or other rules governing procedure in cases before the court, if not the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

            1.1.74 "FIRST COMPLIANCE CONTRIBUTION" shall mean the lesser of (i) $1,000,000 and (ii) one half of any Incremental Compliance Costs as of December 31, 2007.

            1.1.75 "FIXED PAYMENT AMOUNT" shall mean the following U.S. dollar amounts on the following Fixed Payment Amount Dates:

Fixed Payment Amount                       Fixed Payment Amount Date
--------------------                       -------------------------
$(US) 5,000,000                            June 30, 2005
$(US) 5,000,000                            December 31, 2005
$(US) 5,000,000                            June 30, 2006
$(US) 7,500,000                            December 31, 2006
$(US) 5,000,000                            June 30, 2007
$(US) 7,500,000                            December 31, 2007
$(US) 5,000,000                            June 30, 2008
$(US) 5,000,000                            December 31, 2008

            1.1.76 "FIXED PAYMENT AMOUNT DATE" shall mean each of June 30, 2005, December 31, 2005, June 30, 2006, December 31, 2006, June 30, 2007, December 31,
2007, June 30, 2008, and December 31, 2008.

            1.1.77 "FRACTIONAL DOLLAR NOTE" shall mean that portion of the principal amount of a Dollar Note that (a) exceeds zero dollars or an integral multiple of $(US)1,000.00 but is less than $(US)1,000.00, and (b) would be distributed to the Holder of record of an Allowed Class 7 Claim absent the limitation set forth in Section 7.6.3a of the Plan on the denominations of Dollar Notes to be issued pursuant to the Plan.

            1.1.78 "GENERAL PENSION CLAIMS" shall mean the Claims arising from the indebtedness of Avianca S.A. to (a) ISS or (b) a private pension fund approved in accordance with Colombian law to hold and manage pension funds, or
(c) directly to former employees of Avianca S.A. or SAM, in each case on account of Avianca S.A.'s legal obligation to provide for the payment of pension benefits to which employees or former employees of Avianca S.A. or SAM are entitled as a result of their employment by Avianca S.A. or SAM, as the case may be, including the VB Assumed Pension Claims, but excluding (a) Secured Claims arising from such indebtedness which are secured, in whole or in part, by the collateral assignment of instruments or other evidences of indebtedness on which Valores Bavaria is an obligor, and (b) the CAXDAC Claims.

            1.1.79 "GENERAL UNSECURED CLAIM" shall mean any Unsecured Claim (including any (i) Trade Claims, (ii) Rejection Claims, and (iii) VB Designated Claims) that is not a CAXDAC Claim, an Aerocivil Claim, an Intercompany Claim, a Priority Claim, a Priority Tax Claim, a General Pension Claim or an Administrative Claim.

            1.1.80 "GENERAL UNSECURED POOL VALUE" shall mean the principal amount of $(US)35,559,000.

            1.1.81 "HOLDER" shall mean an Entity holding a Claim or Interest.

            1.1.82 "INCREMENTAL COMPLIANCE COSTS" shall mean the excess of (a) the sum of (i) the costs paid by the Debtor or the Reorganized Debtor to the Independent Security Advisor, and (ii) the amount of the expenditures made by the Debtor or Reorganized Debtor in compliance with the Security Advisor Stipulation on the security of access to its aircraft (including the costs of implementing changes from current practices to such systems, equipment, programs, policies and/or procedures as are recommended by the Independent Security Advisor during the first 24 months of its retention and adopted by the Debtor or the Reorganized Debtor) for the period of thirty-six (36) months commencing on the date of retention of the Independent Security Advisor, over
(b) the budgeted costs for such security of the Debtor or the Reorganized Debtor, as the case may be, as provided for in the June 13, 2004 Business Plan, and set forth more particularly on EXHIBIT 1.1.82 hereto.

            1.1.83 "INDEPENDENT SECURITY ADVISOR" means an independent investigative or security firm engaged by the Debtor or the Reorganized Debtor in accordance with the Security Advisor Stipulation to provide services related to the evaluation and monitoring of the Debtor's or the Reorganized Debtor's systems, equipment, operations, programs, policies and procedures solely in connection with the security of access to the Debtor's or the Reorganized Debtor's aircraft.

            1.1.84 "IMPAIRED" shall mean, with respect to a Class of Claims or Interests, that the Class is impaired within the meaning of Section 1124 of the Bankruptcy Code.

            1.1.85 "IMPAIRED CLAIM" shall mean a Claim in a Class identified in
Section 3.2 of the Plan as impaired under the Plan.

            1.1.86 "INITIAL FIXED PAYMENT" shall mean the sum of $(US)10,000,000.

            1.1.87 "INTERCOMPANY CLAIM" shall mean a Claim by a Debtor or SAM against Avianca S.A. or Avianca, Inc.

            1.1.88 This Section is intentionally omitted.

            1.1.89 "INVERSIONES" shall mean Inversiones Fenicia S.A., a sociedad anonima organized under the laws of the Republic of Colombia.

            1.1.90 "INVESTMENT AGREEMENT" shall mean the Amended and Restated Investment Agreement by and among Avianca S.A. and the Equity Sponsors, dated July 15, 2004, a copy of which is attached hereto as EXHIBIT 1.1.90 providing, among other things, for the Equity Sponsors or their respective designees, on the terms and conditions set forth therein, to receive, in exchange for their direct and indirect investments in Avianca S.A. of the aggregate amount of $(US)63,000,000 (including the capitalization of the full principal amount of the Claim arising from the indebtedness of the Debtors to the DIP Lenders under the DIP Financing Facility), substantially all of the equity of Avianca S.A. and, to the extent provided for in the Plan, Subordinated Debt.

            1.1.91 "INVESTMENT YIELD" shall mean the net yield earned by the Disbursing Agent from the investment of Cash in a manner consistent with Reorganized Avianca S.A.'s investment and deposit guidelines.

            1.1.92 "ISS" shall mean Instituto de Seguro Social, the agency of the government of the Republic of Colombia whose administrative authority is functionally similar to that of the United States Social Security
Administration.

            1.1.93 "JUNE 13, 2004 BUSINESS PLAN" shall mean Avianca's business plan, dated June 13, 2004, a copy of which is attached as Appendix B to the Disclosure Statement.

            1.1.94 "LETTER OF CREDIT" shall mean an irrevocable stand-by letter of credit issued for the benefit of Reorganized Avianca S.A., in form and substance reasonably acceptable to Avianca and the Committee and issued by Safra Bank or any other bank reasonably acceptable to Avianca and the Committee, in the outstanding amount as of the Effective Date of $(US)30,500,000, but subject to reduction by the amount of each contribution as and when made by the SPVs to Reorganized Avianca S.A. in accordance with the provisions of Section 7.4.7b or c hereof, which letter of credit shall provide that drafts may be drawn thereunder, on behalf of Reorganized Avianca S.A., by Reorganized Avianca S.A., by Reorganized Avianca, Inc., by the Coffee Federation or by the Creditors Representative.

            1.1.95 "LIEN" shall mean any conveyance in trust, assignment or pledge of, mortgage or lien on, security interest in, or charge or encumbrance of any kind against, any property.

            1.1.96 "MASTER TRUST AGREEMENT" shall mean the Master Trust Agreement, dated as of December 23, 1997, between BNY and Avianca S.A., all supplements and amendments thereto, and all other agreements, instruments and other documents evidencing or securing the indebtedness arising pursuant thereto.

            1.1.97 This Section is intentionally omitted.

            1.1.98 "MASTER TRUST NOTES" shall mean the Series 1997-1 Master Trust 8.75% Structured Receivables Notes due 2005 issued by BNY pursuant to the Master Trust Agreement.

            1.1.99 "MINIMUM CASH BALANCE" shall mean $(US)35,000,000, converted to Colombian pesos at the exchange rate in effect on the Business Day prior to the date on which the determination of the Minimum Cash Balance is being made.

            1.1.100 "NOVATION AGREEMENT" shall mean a written agreement between a Holder of a Claim in Class 8 and Avianca S.A. or a Holder of a Claim in Class 9 whose Claim would have been in Class 8 absent his agreement to reduce his Claim to $(US)15,000 or $(COL)44,319,300 and Avianca S.A. whereby the Holder agrees to accept on account of and in exchange for its Claim the amount determined by and payable in accordance with the terms and conditions of Article V of the Plan, subject to the condition that the Plan is confirmed and becomes effective.

            1.1.101 "OCEANAIR" shall mean Oceanair Linhas Aereas Ltda., a corporation organized under the laws of Brazil.

            1.1.102 "ORDINARY STOCK" shall mean the 641,932,317,041 shares of ordinary stock of Avianca S.A. issued and outstanding as of the Petition Date and the additional shares of ordinary stock of Avianca S.A. to be issued pursuant to the terms of the Investment Agreement.

            1.1.103 "OTHER SECURED CLAIMS" shall mean all Secured Claims against Avianca other than the Aerocivil Claims.

            1.1.104 "PESO NOTE" shall mean a pagare (promissory note) due April 30, 2011, payable in Colombian pesos according to the terms set forth on EXHIBIT
1.1.60 hereto, bearing interest on the fixed principal amount thereof at 14% per annum, to be issued to the Class 8 Trust by Reorganized Avianca S.A. pursuant to
Section 7.1.2d of the Plan or to be placed in a Disputed Claims Reserve by Reorganized S.A. pursuant to Section 6.2.2 of the Plan, and to be guarantied by Reorganized Avianca,

Inc., said pagare (promissory note) and guaranty to be in substantially the form of EXHIBIT 1.1.104 of the Plan, and evidencing, in addition to indebtedness in the fixed principal amount stated therein, plus interest thereon, the Contingent Payment Right to receive the Contingent Principal Amount determined as set forth in the Plan.

            1.1.105 "PETITION DATE" shall mean March 21, 2003, the date on which the petitions for relief were filed commencing the Case.

            1.1.106 "PLAN" shall mean this Joint Plan of Reorganization and the Plan Documents, including the schedules and exhibits hereto and thereto, each of which shall constitute provisions of this Joint Plan of Reorganization as if fully set forth herein, as the same may be amended, modified or supplemented from time to time by any duly authorized amendment or modification to the extent permitted by the terms hereof and by the Bankruptcy Code and Bankruptcy Rules.

            1.1.107 "PLAN DOCUMENTS" shall mean those documents identified on
EXHIBIT 1.1.107.

            1.1.108 "PLAN SECURITIES" shall mean the Dollar Notes, Peso Notes and Class 8 Trust Certificates to be distributed pursuant to the provisions of
Article V hereof, regardless of whether any of the foregoing are evidenced by instruments or book entries or otherwise constitute a security under applicable law.

            1.1.109 "PREFERRED STOCK" shall mean the 101,746,321,334 shares of preferred stock of Avianca S.A. issued and outstanding as of the Petition Date.

            1.1.110 "PRIMEOTHER" shall mean PrimeOther Ltda, a sociedad limitada organized under the laws of the Republic of Colombia, as successor to the rights of Inversiones as a DIP Lender under the DIP Financing Facility.

            1.1.111 "PRIORITY CLAIM" shall mean a Claim which is entitled to priority treatment under Sections 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code, excluding the CAXDAC Claims, to the extent, if any, so entitled.

            1.1.112 "PRIORITY TAX CLAIM" shall mean any Claim of a governmental unit specified in Section 507(a)(8) of the Bankruptcy Code, excluding, to the extent such claims would constitute priority claims under Section 507(a)(8) of the Bankruptcy Code, (a) the CAXDAC Claims, (b) the General Pension Claims, and
(c) the Aerocivil Claims.

            1.1.113 "PRO RATA" shall mean (a) when used with reference to distributions of Dollar Notes and Class 8 Trust Certificates distributed pursuant to Section 5.1.7 or Section 5.1.8 of the Plan, proportionally so that with respect to an Allowed Claim in Class 7 or Class 8, the ratio of the principal amount of Dollar Notes or Class 8 Trust Certificates, as the case may be, distributed on account of the Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the General Unsecured Pool Value to the aggregate amount of all Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and determined, in the case of each other Allowed Claim in Class 8, without regard for whether or not the Holder of such Allowed Claim shall have elected to receive a Single Payment Right), (b) when used with reference to distributions of the Initial Fixed Payment pursuant to Section 5.1.7 or Section 5.1.8 of the Plan, proportionally so that with respect to an Allowed Claim in Class 7 or Class 8, the ratio of the amount of the Initial Fixed Payment distributed on account of the Allowed Claim to the amount of the Allowed Claim is the same as the ratio of $(US)10,000,000 to the aggregate amount of all Allowed Claims in Class 7 and Class 8 (excluding the

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Allowed Amount of the VB Designated Claims and determined, in the case of each
Allowed Claim in Class 8, without regard for whether or not the Holder of such Allowed Claim shall have elected to receive a Single Payment Right), (c) when used with reference to distributions of Contingent Principal Amounts pursuant to
Section 5.1.7 or Section 5.1.8 of the Plan, proportionally so that with respect to an Allowed Claim in Class 7 or Class 8, the ratio of the amount of the Contingent Principal Amount, if any, distributed on account of the Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the total Contingent Principal Amount, if any, distributed on account of all Allowed Claims in Class 7 and Class 8 to the aggregate amount of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive a Single Payment Right), (d) when used with reference to distributions of the Excess Cash Payment pursuant to Section 5.1.7 or Section 5.1.8 of the Plan, proportionally so that with respect to an Allowed Claim in Class 7 or Class 8, the ratio of the amount of the Excess Cash Payment, if any, distributed on account of the Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the total Excess Cash Payment to the aggregate amount of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and determined, in the case of each other Allowed Claim in Class 8, without regard for whether or not the Holder of such Allowed Claim shall have elected to receive a Single Payment Right), (e) when used with reference to distributions of unclaimed property, funds with respect to voided checks, and de minimis distributions, pursuant to Section 7.6.4, Section 7.6.7 and Section
13.10 of the Plan, respectively, proportionally so that with respect to an Allowed Claim in Class 7 or Class 8, the ratio of the amount of such property distributed on account of the Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the total amount of such property to the aggregate amount of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive a Single Payment Right), and (f) when used with reference to distributions of any Investment Yield pursuant to Sections
6.3.1 and 7.7.8b of the Plan, the portion of the Investment Yield allocable to a particular Allowed Claim on the basis of the amount of Cash then being distributed on account of such Allowed Claim (including interest on Cash), provided that whenever a clause of the foregoing refers to the aggregate amount of Allowed Claims in a particular Class or Classes, said aggregate amount shall be determined, for purposes of the funding of Disputed Claims Reserves and making distributions to Holders of Allowed Claims, in accordance with the provisions of Section 6.2.2 and Section 7.6.5a of the Plan, assuming none of the Claims in such Class or Classes were Disputed Claims.

            1.1.114 "PROFESSIONAL PERSON" shall mean (a) any professional retained in the Case pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code, (b) any attorney or accountant seeking compensation or reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code, and (c) any Entity whose fees and expenses are subject to approval by the Bankruptcy Court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code.

            1.1.115 "PROPONENTS" shall mean Avianca S.A. and Avianca, Inc.

            1.1.116 "REGISTRAR" shall mean the respective transfer agents for transfers of Preferred Stock, Ordinary Stock and Master Trust Notes.

            1.1.117 "RELEASED CLAIMS" shall have the meaning set forth in
Section 11.6 of the Plan.

            1.1.118 "RELEASED PARTY" shall have the meaning set forth in Section
11.6 of the Plan.

            1.1.119 "REJECTION CLAIMS" shall mean the Claims, if any, of parties other than Avianca to executory contracts or unexpired leases with Avianca which are rejected or deemed rejected pursuant to a Final Order.

            1.1.120 "REORGANIZED AVIANCA, INC." shall mean Avianca, Inc. on and after the Effective Date.

            1.1.121 "REORGANIZED AVIANCA S.A." shall mean Avianca S.A. on and after the Effective Date.

            1.1.122 "REORGANIZED DEBTOR" shall mean, collectively, Reorganized Avianca S.A. and Reorganized Avianca, Inc. on and after the Effective Date.

            1.1.123 "RESERVE CLASSES" shall mean, collectively, Classes 7 and 8. A "RESERVE CLASS" shall mean either of such classes.

            1.1.124 "RESTRUCTURING BONUS PLAN" shall mean the Restructuring Incentive Compensation Plan for Avianca S.A., adopted by the Board of Directors of Avianca S.A. providing for the grant, upon the confirmation of the Plan, and payment, on the Effective Date, of an aggregate amount of up to $(US)740,000 in Cash payments to certain eligible management personnel in lieu, in whole or in part, of their participation in any other incentive compensation programs of the Debtors for the period commencing July 1, 2003, and ending September 30, 2004.

            1.1.125 "RETIREE" shall mean a person who retired from employment with Avianca before the Petition Date and was and continues to be eligible for medical, death, and/or insurance benefits provided in the Retiree Benefit Plans as required by Section 1114 of the Bankruptcy Code.

            1.1.126 "RETIREE ADMINISTRATIVE CLAIM" shall mean the Claim of a Retiree under the Retiree Benefit Plans, to the extent such Claim is entitled to treatment as an Administrative Claim.

            1.1.127 "RETIREE BENEFIT PLANS" shall mean any plan or policy of Avianca in full force and effect as of the Petition Date pursuant to which medical, death, and/or insurance benefits are provided to Retirees, as any such plan or policy may have been modified during the pendency of the Case.

            1.1.128 "RETIREE CLAIM" shall mean the Claim of a Retiree under the Retirement Benefit Plans.

            1.1.129 "SAM" shall mean Sociedad Aeronautica de Medellin, Consolidada S.A., a sociedad anonima under the laws of the Republic of Colombia and a subsidiary of Avianca S.A.

            1.1.130 "SAM POWER OF ATTORNEY" shall mean a power of attorney granted by SAM in favor of the Creditors Representative authorizing the Creditors Representative to exercise any and all rights of SAM in a subsequent Colombian insolvency proceeding of Avianca S.A, and in substantially the form of
EXHIBIT 1.1.130 of the Plan.

            1.1.131 "SAM SUBORDINATION AGREEMENT" shall mean a subordination agreement between SAM and Reorganized Avianca S.A. in substantially the form of
EXHIBIT 1.1.131 of the Plan.

            1.1.132 "SECOND COMPLIANCE CONTRIBUTION" shall mean the amount, if any, by which the lesser of $2,000,000 or one half (1/2) of any Incremental Compliance Costs as of December 31, 2008, exceeds the First Compliance Contribution.

            1.1.133 "SECURED CLAIM" shall mean any Claim that is secured by, or payment of which is provided for by, a Lien on property (including Avianca's rights against Valores Bavaria and/or its Subsidiaries on account of the loan made by Avianca S.A. to Valores Bavaria, evidenced and secured by the Contrato de Prenda Abierta con Tenencia de Acciones by and between Avianca S.A. and Valores Bavaria, and Avianca's rights against Bavaria S.A. on account of its guaranty of such loan) in which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as shall be established by the Bankruptcy Court, of such other Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or, in the case of setoff, pursuant to Section 553 of the Bankruptcy Code or as otherwise agreed upon in writing by the Claim Holder and Avianca.

            1.1.134 "SECURITY ADVISOR STIPULATION" means a stipulation among the United States Government, the Debtor or the Reorganized Debtor, as the case may be, and such other Entities as may be party thereto, resolving the concerns of the U.S. Attorney for the Southern District of New York with respect to the matters described in the Disclosure Statement at Section VI.W and approved, upon a minimum of 10 days notice to the Creditors Representative, by the United States District Court for the Southern District of New York and, if executed prior to the Effective Date, the Bankruptcy Court.

            1.1.135 "SINGLE PAYMENT RIGHT" in a specified amount of Colombian pesos shall mean the right to receive from Avianca S.A. the specified amount of Colombian Pesos on the date which is eight (8) years six (6) months following the Effective Date of the Plan.

            1.1.136 "SPVs" shall mean the two (2) Colombian trust funds (patrimonios autonomos) identical in substance and form at all times, created jointly by Oceanair or its designee or designees and the Coffee Federation in accordance with the trust agreement in substantially the form of Exhibit F to the Investment Agreement, and in which, on the Effective Date, Oceanair or its designee or designees will hold a 75% beneficial interest and the Coffee Federation will hold a 25% beneficial interest. An "SPV" shall mean one of such trust funds.

            1.1.137 "SUBORDINATED DEBT" shall mean indebtedness evidenced by a promissory note, in substantially the form of EXHIBIT 1.1.137 hereto, to be issued by Reorganized Avianca S.A. pursuant to the provisions of Section 7.4.7c hereof, in the principal amount of such indebtedness, payable no earlier than the date seven (7) years after the Effective Date, with interest accrued on the principal amount thereof at the imputed rate stipulated by applicable Colombian tax law for loans made between a company and its shareholders in effect on the day the promissory note is issued, which rate shall be adjusted, on January 1 of each subsequent calendar year, to be equal to such interest rate as in effect on December 31 of the previous year, and payment of which shall be subordinated to the payment in full of all Dollar Notes, all Peso Notes and all Single Payment Rights, but subject to acceleration upon the payment in full of all such payment obligations.

            1.1.138 "SUBSIDIARY" shall mean, with respect to any given Entity, any other Entity of which 50% or more of the outstanding equity having ordinary voting power to elect a majority of the board of directors or other managers of such other Entity is owned directly or indirectly by the given Entity.

            1.1.139 "SUBSTANTIVE CONSOLIDATION ORDER" shall mean the Order, or provisions of the Confirmation Order, providing for the substantive consolidation of the Case of Avianca S.A. and Avianca, Inc. as provided in
Section 7.3 of the Plan.

            1.1.140 "TRADE CLAIM" shall mean any Unsecured Claim arising from or with respect to the sale and delivery of goods or the rendition of services to Avianca prior to the Petition Date.

            1.1.141 "TREASURY YIELD" shall mean the prevailing yield for U.S. Treasury Notes having a maturity of five (5) years, as published in The Wall Street Journal for the Business Day immediately preceding the Confirmation Date.

            1.1.142 "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, 15 U.S.C. Sections 77aaa-77bbb, as now in effect or hereafter amended.

            1.1.143 "TRUST 1" shall mean Fideicomisco Avianca/Aces Lloyds 1, a trust organized under the laws of the Republic of Colombia.

            1.1.144 "TRUST 2" shall mean Fideicomisco Avianca/Aces Lloyds 2, a trust organized under the laws of the Republic of Colombia.

            1.1.145 "UNIMPAIRED" shall mean, with respect to a Class, that the Class is not Impaired.

            1.1.146 "UNIMPAIRED CLAIM" shall mean a Claim in a Class identified in Section 3.1 of the Plan as unimpaired under the Plan.

            1.1.147 "UNSECURED CLAIM" shall mean any Claim against Avianca that is not a Secured Claim.

            1.1.148 "VALORES BAVARIA" shall mean Valores Bavaria S.A., a sociedad anonima organized under the laws of the Republic of Colombia.

            1.1.149 "VB ASSUMED PENSION CLAIMS" shall mean Valores Bavaria's undertaking, in accordance with the Interests Transfer Agreement (as defined in the Investment Agreement) to provide for the payment of the General Pension Claims arising from the indebtedness of Avianca S.A. to ISS or a private pension fund approved in accordance with Colombian law to hold and manage pensions on account of Avianca S.A.'s legal obligation to provide for the payment of the pension benefits to which the 553 individuals identified in said Interests Transfer Agreement formerly employed by Avianca S.A. as flight attendants or flight engineers and 101 individuals identified in said Interests Transfer Agreement formerly employed by SAM as flight attendants or flight engineers are entitled as a result of their employment by Avianca S.A. or SAM, as the case may be, during the period beginning 1968 and ending 1994, including the obligation to reimburse Avianca on or prior to the Effective Date for any amounts paid by Avianca on account of such General Pension Claims and to reimburse the Reorganized Debtor for any such amounts paid by the Reorganized Debtor after the Effective Date.

            1.1.150 "VB DESIGNATED CLAIMS" shall mean (a) if the Debtors and the Committee agree not to file objections to prepetition Claims in the approximate amount of $(US)2,894,780 timely filed by former Affiliates of Valores Bavaria no longer under the control of Valores Bavaria, but only to the extent that Valores Bavaria has any contractual indemnity or other liability to the purchasers of the former Affiliates or any other third parties for the value or collection of all or any part of such claims, (i) Unsecured Claims of Valores Bavaria in the aggregate amount of $(US)1,537,701, and (ii) Unsecured Claims of Valores Bavaria in the additional aggregate amount of $(US)12,284,516, payment of which Valores Bavaria subordinated in accordance with the terms and conditions of Subordination Agreements dated June 20, 2001, and July 13, 2001, but only to the extent that the Bankruptcy Court shall have entered an order determining that neither such Subordination Agreement remains effective to provide for the subordination of such Claims, and (b) in all other cases, Unsecured Claims of Valores Bavaria in the amount of $(US)0.

            1.1.151 "VB LIABILITIES" shall mean any and all outstanding obligations and liabilities of Valores Bavaria and/or its Subsidiaries in favor of Avianca S.A. and/or its Subsidiaries on account of (a) the indebtedness of Valores Bavaria and/or its Subsidiaries under the Contrato de Mutuo (loan agreement), dated December 28, 2001, between Avianca S.A. and Valores Bavaria, which indebtedness is secured pursuant to the Contrato de Prenda Abierta con Tenencia de Acciones (pledge agreement) between Avianca S.A. and Valores Bavaria, and is guarantied by Bavaria S.A., and (b) the VB Assumed Pension Claims.

      1.2 INTERPRETATION AND RULES OF CONSTRUCTION. Unless otherwise specified, all section, article, schedule and exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time in accordance with the provisions hereof. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan (excluding the Plan Documents, unless made applicable thereto pursuant to an express provision thereof). When anything is described or referred to in this Plan in general terms and one or more examples or components of what has been described or referred to generally is associated with that description (whether or not following the word "including"), the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description or reference in any way. All personal pronouns used in the Plan, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

      1.3 OTHER TERMS. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules.

      1.4 HEADINGS. Headings are used in the Plan for convenience of reference only and shall not constitute a part of the Plan for any other purpose. Headings shall not limit or otherwise affect the provisions of the Plan.

      1.5 INCORPORATION OF EXHIBITS. Each of the Plan Documents constituting an exhibit to the Disclosure Statement or an exhibit to the Plan is incorporated into and is a part of the Plan as if set forth in full herein.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 CLAIMS AND EQUITY INTERESTS CLASSIFIED. For purposes of voting on and making distributions under the Plan, all Claims (except for Administrative Claims and Priority Tax Claims) and all Interests shall be classified as set forth in Section 2.3 of the Plan, provided that no Holder of a Disputed Claim shall be entitled to vote or to receive distributions under the Plan except as otherwise specifically provided for elsewhere in the Plan or by order of the Bankruptcy Court.

      2.2 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against Avianca shall not be classified for purposes of voting on or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth in Article IV.

      2.3 CLAIMS AGAINST AND EQUITY INTERESTS IN AVIANCA.

            2.3.1 CLASS 1 CLAIMS. Class 1 consists of all Priority Claims.

            2.3.2 CLASS 2 CLAIMS. Class 2 consists of the CAXDAC Claims.

            2.3.3 CLASS 3 CLAIMS. Class 3 consists of the General Pension
Claims.

            2.3.4 CLASS 4 CLAIMS. Class 4 consists of the Aerocivil Claims.

            2.3.5 This Section is intentionally omitted.

            2.3.6 CLASS 6 CLAIMS. Class 6 consists of all Other Secured Claims. For purposes of the Plan, all Other Secured Claims held by a single Holder are designated as a separate subclass.

            2.3.7 CLASS 7 CLAIMS. Class 7 consists of all General Unsecured Claims, other than the General Unsecured Claims in Class 8 or Class 9.

            2.3.8 CLASS 8 CLAIMS. Class 8 consists of all General Unsecured Claims, other than the General Unsecured Claims in Class 9, held by any Entity who shall have filed proof of a Claim in the Case whose mailing address, as set forth in said proof of Claim, as in effect on the Bar Date applicable to the Holder of such Entity, is located in the Republic of Colombia or by any Entity who shall not have filed proof of a Claim in the Case whose mailing address, as set forth in the Debtor's schedule of liabilities filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b), as amended from time to time, is located in the Republic of Colombia.

            2.3.9 CLASS 9 CLAIMS. Class 9 consists of each General Unsecured Claim that, but for its placement in this Class 9, would be in Class 7 or Class 8, and is either (a) Allowed in an amount that does not exceed $(US)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date), or (b) a Claim proof of which shall have been filed, within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) or fixed pursuant to Section 9.2 of the Plan, in an amount which exceeds $(US)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date) but does not exceed $(US)50,000 or $(COL)147,730,800 (based upon the exchange rate in effect on the Petition Date) or a Claim which has been listed in an amount which exceeds $(US)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date) but does not exceed $(US)50,000 or $(COL)147,730,800 (based upon the exchange rate in effect on the Petition Date) by Avianca in its Chapter 11 schedules, as such schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and which, in either case, has been reduced by the Holder thereof to $(US)15,000 or $(COL)44,319,300 (based upon the exchange rate in effect on the Petition Date).

            2.3.10 CLASS 10 CLAIMS. Class 10 consists of all Intercompany
Claims.

            2.3.11 CLASS 11 INTERESTS. Class 11 consists of all Interests constituting Preferred Stock.

            2.3.12 CLASS 12 INTERESTS. Class 12 consists of all Interests constituting Ordinary Stock.

            2.3.13 CLASS 13 INTERESTS. Class 13 consists of all Interests constituting Avianca, Inc. Common Stock.

                                  ARTICLE III

        IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

      3.1 UNIMPAIRED CLASSES OF CLAIMS. With the exception of the Impaired Classes specified in Section 3.2 of the Plan, all Classes of Claims and Interests are Unimpaired under the Plan.

      3.2 IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS. Class 7, Class 8, and Class 10, and Class 11 and Class 12 Interests are Impaired under the Plan.

      3.3 IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Claim or Interest, or any Class of Claims or Class of Interests, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, resolve such controversy.

                                   ARTICLE IV

               TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS

      4.1 PAYMENT OF ADMINISTRATIVE CLAIMS.

            4.1.1 ADMINISTRATIVE CLAIMS IN GENERAL. Subject to the provisions of Sections 330 and 331 of the Bankruptcy Code and the provisions of Sections 4.1.2 and 4.1.3 of the Plan, each Holder of an Allowed Administrative Claim shall receive on the Distribution Date, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the amount of such Allowed Claim, unless such Holder shall have agreed to different treatment of such Claim; provided that Allowed Administrative Claims representing obligations incurred by Avianca in the ordinary course of business or otherwise assumed by Avianca pursuant to the Plan will be paid or performed by Avianca in accordance with the terms and conditions of each agreement relating thereto. All Administrative Claims of Professional Persons incurred after the Confirmation Date shall be paid as provided in Section 13.4 of the Plan.

            4.1.2 RETIREE ADMINISTRATIVE CLAIMS. Holders of Retiree Administrative Claims shall continue to receive benefits provided for by the terms and conditions of the Retiree Benefit Plans.

            4.1.3 DIP FINANCING FACILITY CLAIMS. The DIP Lenders shall receive on the Distribution Date, in full satisfaction, settlement, release and discharge of, and in exchange for, their Claim for accrued and unpaid interest on the principal amount of the indebtedness of the Debtor to the DIP Lenders under the DIP Financing Facility, Cash equal to the amount of such Claim for accrued and unpaid interest. As agreed by the DIP Lenders, Valores Bavaria and PrimeOther shall transfer to the Coffee Federation, pursuant to Section 7.4.3 of the Plan and Section 2.1 of the Investment Agreement, their respective interests in the Claim arising from the principal amount of the indebtedness of the Debtor to the DIP Lenders under the DIP Financing Facility, and the Coffee Federation shall receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, the Allowed Claim arising from the full principal amount of the indebtedness of the Debtor to the DIP Lenders under the DIP Financing Facility, the consideration set forth in Section 7.4.6 of the Plan.

      4.2 PAYMENT OF PRIORITY TAX CLAIMS. Unless otherwise agreed between the Holder of a Priority Tax Claim and Avianca, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, each Holder of such an Allowed Priority Tax Claim shall receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, at Avianca's option, either (a) Cash, in the full amount of such Allowed Priority Tax Claim, on the Distribution Date or (b) deferred payments of Cash in the full amount of such Allowed Priority Tax Claim, payable in equal annual principal installments beginning the first anniversary of the Effective Date and ending on the earlier of the sixth anniversary of the Effective Date or the sixth anniversary of the date of the assessment of such Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate equal to the Treasury Yield or such other rate as may be set by the Bankruptcy Court at the Confirmation Hearing, provided that Avianca shall have the right to prepay any such Priority Tax Claim, or any remaining balance of such Claim, in whole or in part, at any time or from time to time after the Effective Date, without premium or penalty.

                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

      5.1 CLAIMS AGAINST AND EQUITY INTERESTS IN AVIANCA.. Claims against and Interests in Avianca shall be treated as follows, except, in the case of Claims, to the extent any Claim shall have been paid or satisfied by performance prior to the Effective Date:

            5.1.1 CLASS 1 (PRIORITY CLAIMS). Class 1 Claims are Unimpaired. Unless otherwise agreed between the Holder of an Allowed Priority Claim and Avianca, each Holder of an Allowed Priority Claim under Sections 507(a)(3), (4),
(5), (6), (7) or (9) of the Bankruptcy Code shall receive on the Distribution Date, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, Cash in the full amount of such Allowed Priority Claim.

            5.1.2 CLASS 2 (CAXDAC CLAIMS). Class 2 Claims are Unimpaired. The Holder of the Class 2 Claims shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 2 Claim entitles the Holder thereof.

            5.1.3 CLASS 3 (GENERAL PENSION CLAIMS). Class 3 Claims are Unimpaired. The Holders of the Class 3 Claims shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 3 Claims entitles the Holder thereof.

            5.1.4 CLASS 4 (AEROCIVIL CLAIMS). Class 4 Claims are Unimpaired. The Holder of the Aerocivil Claims shall receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claims, deferred payments of Cash in the full amount of such Claims in accordance with the terms and conditions of the Aerocivil Agreement, the payment of which deferred payments shall be secured in accordance with the terms and conditions set forth in EXHIBIT 5.1.4 hereto.

            5.1.5 This Section is intentionally omitted.

            5.1.6 CLASS 6 (OTHER SECURED CLAIMS). Class 6 Claims are Unimpaired. At Avianca's option, each Holder of an Allowed Class 6 Claim shall either (a) retain unaltered the legal, equitable and contractual rights to which such Allowed Class 6 Claim entitles the Holder thereof or (b) be treated in accordance with Section 1124(2) of the Bankruptcy Code.

            5.1.7 CLASS 7 (NON-COLOMBIAN-HELD GENERAL UNSECURED CLAIMS). Class 7 Claims are Impaired. Each Holder of an Allowed Class 7 Claim shall receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, (a) on the Distribution Date, Dollar Notes in a fixed principal amount equal to its Pro Rata share of the General Unsecured Pool Value and evidencing the Contingent Payment Right to receive, on each Contingent Payment Date, its Pro Rata share of the Contingent Principal Amount, if any, for such Contingent Payment Date, (b) on the Distribution Date, its Pro Rata Share of the Initial Fixed Payment, (c) on the Excess Cash Payment Date,

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its Pro Rata share of the Excess Cash Payment, if any, provided that said share of the amount, if any, by which the Excess Cash Payment, if any, exceeds $(US)1,000,000 shall be applied as a prepayment of the installments of interest payable under the Dollar Notes in direct order of maturity, and (d) on the dates set in accordance with Section 6.3 of the Plan the property provided for in said
Section 6.3 on account of the disallowance or reduction of Disputed Claims.

            5.1.8 CLASS 8 (COLOMBIAN-HELD GENERAL UNSECURED CLAIMS). Class 8 Claims are Impaired. Each Holder of an Allowed Class 8 Claim, except for the Holders of the VB Designated Claims, shall receive, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, either (a) (i) on the Distribution Date, Class 8 Trust Certificates in a fixed principal amount equal to its Pro Rata share of the General Unsecured Pool Value and evidencing the Contingent Payment Right to receive, on each Contingent Payment Date, its Pro Rata share of the Contingent Principal Amount, if any, for such Contingent Payment Date, (ii) on the Distribution Date, its Pro Rata Share of the Initial Fixed Payment, (iii) on the Excess Cash Payment Date, its Pro Rata share of the Excess Cash Payment, if any, provided that said share of the amount, if any, by which the Excess Cash Payment, if any, exceeds $(US)1,000,000 shall be applied as a prepayment of the installments of interest payable under the Peso Notes in direct order of maturity, and (iv) on the dates set in accordance with Section 6.3 of the Plan the property provided for in said
Section 6.3 on account of the disallowance or reduction of Disputed Claims; or
(b) at the election of the Holder of such Claim, a Single Payment Right in an amount equal to the Allowed Amount of its Claim in lieu of the property described in the foregoing clause (a). As agreed by the Holders of the VB Designated Claims, the Holders of the VB Designated Claims shall not receive or retain any property under the Plan (except for the releases provided pursuant to Sections 11.4 and 11.6 of the Plan) on account of or in exchange for the VB Designated Claims, which shall be deemed cancelled and discharged as of the Effective Date.

            5.1.9 CLASS 9 CLAIMS (CONVENIENCE CLASS CLAIMS). Class 9 Claims are Unimpaired. Each Holder of an Allowed Class 9 Claim shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 9 Claim entitles the Holder thereof. In the case of each Allowed Class 9 Claim which entitles the Holder thereof to payment of Cash on or before the Effective Date, the Holder of such Allowed Class 9 Claim shall receive on the Distribution Date, on account of and in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 9 Claim, Cash in the full amount to which such Allowed Class 9 Claim entitles the Holder thereof.

            5.1.10 CLASS 10 CLAIMS (INTERCOMPANY CLAIMS). Class 10 Claims are Impaired. On the Effective Date, at the option of Avianca or the Reorganized Debtor, in connection with the transactions contemplated by the Plan, the Holder of each Allowed Intercompany Claim either (a) shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 10 Claim, in whole or in part, entitles the Holder thereof, or (b) shall not receive or retain under the Plan any property or interest in property on account of such Allowed Class 10 Claim, in whole or in part, in which case the portion of such Allowed Class 10 Claim which is being treated in accordance with this clause (b) shall be cancelled and discharged, provided that, as agreed by SAM and Avianca, any Intercompany Claim held by SAM shall be Allowed and treated in accordance with the foregoing clause (a) of this Section 5.1.10, and payment of such Allowed Class 10 Claim shall be subordinated, pursuant to the provisions of the SAM Subordination Agreement, to the payment in full of all Dollar Notes, all Peso Notes and all Single Payment Rights issued pursuant to the provisions of the Plan, and SAM shall authorize the Creditor Representative to exercise any and all rights of SAM in a subsequent Colombian insolvency proceeding of Avianca S.A., pursuant to the provisions of the SAM Power of Attorney.

            5.1.11 CLASS 11 (PREFERRED STOCK INTERESTS). Class 11 Interests are Impaired. The Holder of record of the Allowed Class 11 Interest on the Distribution Record Date (as reflected on the register maintained by the Preferred Stock Registrar) shall not receive or retain any property under the

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Plan on account of or in exchange for the shares of its Preferred Stock, which shares, pursuant to the provisions of Section 7.4 hereof, shall be converted into shares of Ordinary Stock, transferred to the SPVs, and, in consideration of the investment being made by the Coffee Federation, retained by the SPVs.

            5.1.12 CLASS 12 (ORDINARY STOCK INTERESTS). Class 12 Interests are Impaired. The Holders of record of Allowed Class 12 Interests on the Distribution Record Date (as reflected on the register maintained by the Ordinary Stock Registrar) shall not receive or retain any property under the Plan on account of or in exchange for their shares of Ordinary Stock, which shares, pursuant to the provisions of Section 7.4 hereof, shall be transferred to the SPVs (except for an insignificant minority thereof), and, in consideration of the investments being made by the Equity Sponsors, retained by the SPVs (or, in the case of the insignificant minority of such shares, by the Holders thereof).

            5.1.13 CLASS 13 (AVIANCA, INC. STOCK INTERESTS). Class 13 Interests are Unimpaired. The Holder of record of the Allowed Class 13 Interests on the Distribution Record Date shall retain unaltered the legal, equitable and contractual rights to which such Allowed Class 13 Interest entitles the Holder thereof.

      5.2 SATISFACTION OF CLAIMS AND INTERESTS. The treatment of, and consideration to be received by, Holders of Allowed Claims and Allowed Interests pursuant to this Article V will be in full satisfaction, settlement, release and discharge of and exchange for their respective Claims against or Interests in Avianca.

                                   ARTICLE VI

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

      6.1 PROSECUTION OF OBJECTIONS TO CLAIMS.

            6.1.1 OBJECTIONS TO CLAIMS. Unless another date is established by the Bankruptcy Court or in the case of any Claim or Claims such date is extended by the Bankruptcy Court, all objections to Claims shall be filed with the Bankruptcy Court and served on the Holders of such Claims by the later of: (a) 90 days after the Effective Date and (b) 180 days after a particular proof of Claim has been filed. If an objection has not been filed to a proof of Claim or a scheduled Claim by the objection bar dates established in this Section 6.1, the Claim to which the proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been disallowed earlier.

            6.1.2 AUTHORITY TO PROSECUTE OBJECTIONS. After the Effective Date, only Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall have the authority to object to, settle, compromise, withdraw or litigate to judgment objections to, Claims. From and after the Effective Date, Reorganized Avianca S.A. and Reorganized Avianca, Inc. may settle or compromise any Disputed Claim with approval of the Bankruptcy Court, after at least ten (10) days' written notice to the Creditors Representative, and a hearing, or, if the Reorganized Debtor receives no written objection from the Creditors Representative within ten (10) days after written notice of a settlement or compromise shall have been given to the Creditor Representative, without approval of the Bankruptcy Court, by filing with the Bankruptcy Court a written stipulation resolving such Claim.

      6.2 TREATMENT OF DISPUTED CLAIMS

            6.2.1 NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS; RESERVE ESTABLISHED IN LIEU OF DISTRIBUTIONS FOR CERTAIN DISPUTED CLAIMS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For purposes of receiving distributions pursuant to the Plan only, each Creditor that has filed with the Bankruptcy Court one or more proofs of Claim shall be deemed to hold one Claim, which Claim shall be deemed a Disputed Claim unless and until each account (as defined in Section 9-102(a)(2) of the Uniform Commercial Code of New York) that is a portion of the Creditor's Claim becomes an Allowed Claim. In lieu of distributions under the Plan to Holders of Disputed Claims that would be in a Reserve Class if allowed, on the Effective Date, Disputed Claims Reserves shall be established for Classes 7 and 8, respectively. Reorganized Avianca, Inc. and Reorganized Avianca S.A. shall fund the Disputed Claims Reserves with Dollar Notes, Class 8 Trust Certificates and Cash in accordance with the procedure described below in Section 6.2.2 of the Plan.

            6.2.2 FUNDING OF DISPUTED CLAIMS RESERVES.

                  a. On the Effective Date, Reorganized Avianca S.A. shall direct the Dollar Notes Indenture Trustee to deliver to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount of Dollar Notes to be distributed pursuant to
Article V above to the Holders of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such securities actually distributed pursuant to Section 7.1.2 to the Holders of Claims in Class 7 that were Allowed Claims as of the Effective Date.

                  b. On the Distribution Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount of Cash that would be payable on account of the provisions of Section 5.1.7(b) of the Plan in the aggregate amount to be paid on account of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that shall have become Allowed Claims as of such time.

                  c. On the Effective Date, Reorganized Avianca S.A. shall execute and deliver to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, a Peso Note in the aggregate fixed principal amount equal to the sum of the fixed principal amounts of the Class 8 Trust Certificates to be distributed in accordance with the provisions of Section 5.1.8 of the Plan (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such Class 8 Trust Certificates actually distributed pursuant to Section 7.1.2 to the Holders of Claims in Class 8 that were Allowed Claims as of the Effective Date.

                  d. On the Distribution Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount of Colombian pesos that would be payable on account of the provisions of Section 5.1.8(a)(ii) in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that shall have become Allowed Claims as of such time.

                  e. On the Excess Cash Payment Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount, if any, of the Excess Cash Payment that would be payable pursuant to provisions of
Section 5.1.7(c)(assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that shall have become Allowed Claims as of such time.

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

                  f. On the Excess Cash Payment Date, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount, if any, of the Excess Cash Payment that would be payable pursuant to provisions of
Section 5.1.8(a)(iii)(assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that shall have become Allowed Claims as of such time.

                  g. When any payment is due on account of Contingent Payment Rights evidenced by Dollar Notes held in the Disputed Claims Reserve established on account of Claims in Class 7, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 7, for placement in the Disputed Claims Reserve established on account of Claims in Class 7, the amount that would be payable on account of Contingent Payment Rights in the aggregate amount to be paid on account of Allowed Claims in Class 7 (assuming none of the Class 7 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 7 that shall have become Allowed Claims as of such time.

                  h. When any payment is due on account of Contingent Payment Rights evidenced by Class 8 Trust Certificates held in the Disputed Claims Reserve established on account of Claims in Class 8, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount that would be payable on account of Contingent Payment Rights in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that shall have become Allowed Claims as of such time.

                  i. When any payment is due on account of Single Payment Rights, Reorganized Avianca S.A. shall pay to the Disbursing Agent for Class 8, for placement in the Disputed Claims Reserve established on account of Claims in Class 8, the amount of Colombian pesos that would be payable on account of Single Payment Rights in the aggregate amount to be paid on account of Allowed Claims in Class 8 (assuming none of the Class 8 Claims were Disputed Claims), less the amount of such payments that are being paid at such time on account of Claims in Class 8 that shall have become Allowed Claims as of such time.

                  j. Holders of Disputed Claims in Class 7 and Class 8 that are ultimately allowed shall have recourse only to the undistributed property in the Disputed Claims Reserve established on account of Claims in Classes 7 and 8, as the case may be, with respect to distributions made on account of their Disputed Claims before such Disputed Claims shall have been allowed, but not otherwise to Reorganized Avianca S.A. or Reorganized Avianca, Inc., or their respective properties or any assets previously distributed on account of any Allowed Claim.

            6.2.3 PROPERTY HELD IN DISPUTED CLAIMS RESERVES.

                  a. Cash held in the Disputed Claims Reserves (including Cash interest, maturities, dividends and other payments received on account of the Dollar Notes, Single Payment Rights, Peso Notes and the Investment Yield thereon) shall be deposited in a segregated bank account in the name of the Disbursing Agent for the applicable Disputed Claims Reserve.

                  b. The Disbursing Agent for the applicable Disputed Claims Reserve shall invest the Cash held in such account in a manner consistent with Reorganized Avianca S.A.'s investment and deposit guidelines. The Disbursing Agent shall also place in the applicable Disputed Claims Reserve the Investment Yield from such investment of Cash.

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

                  c. Dollar Notes, Peso Notes and Cash paid on account of Dollar Notes, Peso Notes, the Initial Fixed Payment, the Excess Cash Payment and Single Payment Rights held in the Disputed Claims Reserves shall be held in trust for the benefit of the potential claimants of such property by the Disbursing Agent for the applicable Disputed Claims Reserve and shall be accounted for separately.

      6.3 DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED.

            6.3.1 AFTER ALLOWANCE OF A DISPUTED CLAIM. Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent shall make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in
Section 6.3.2. Holders of Disputed Claims that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed, the net amount of: (a) any principal, interest or other payments placed in the applicable Disputed Claims Reserve on account of the Initial Fixed Payment, Excess Cash Payment, if any, Dollar Notes, Single Payment Rights and Peso Notes; and (b) a Pro Rata share of the Investment Yield from the investment of any Cash in the applicable Disputed Claims Reserve, from the date payments on account of the Initial Fixed Payment, Excess Cash Payment, if any, Dollar Notes, Single Payment Rights and Peso Notes, as the case may be, would have been due had such Claims then been allowed to the date that such distribution is made from the applicable Disputed Claims Reserve, in each case after reduction for the amount of taxes, if any, paid or payable out of the applicable Disputed Claims Reserve or by Reorganized Avianca S.A. and properly attributable to such interest, maturities, dividends, or other payments received. Whenever a distribution on account of a Disputed Claim in Class 8 becomes an Allowed Claim, the distribution of the Pro Rata share of Class 8 Trust Certificates shall be effected by the transfer to the Class 8 Trustee, for deposit in the Class 8 Trust, of Peso Notes in a fixed principal amount equal to the aggregate share of the General Unsecured Pool Value and evidencing the Contingent Payment Right to receive the share of the Contingent Principal Amount determined as set forth in the Plan to be distributed on account of said Disputed Claim that shall have become an Allowed Claim, and Reorganized Avianca S.A. shall direct the Class 8 Trustee to issue to the Holders of said Disputed Claims that shall have become Allowed Claims the Class 8 Trust Certificates to be distributed in accordance with the provisions of the Plan governing the Class 8, including the incremental distribution provisions set forth in Section 6.3.2.

            6.3.2 AFTER RESOLUTION OF ALL DISPUTED CLAIMS. If any property allocated to a Disputed Claims Reserve remains in such Disputed Claims Reserve after all objections to the applicable Disputed Claims have been resolved, such remaining property shall be distributed as soon as practicable pursuant to the provisions of the Plan governing the applicable Reserve Class (i.e., Pro Rata), except that if Dollar Notes or Peso Notes remain in a Disputed Claims Reserve established for Claims in Class 7 or Class 8, as the case may, in a fixed principal amount that exceeds the Pro Rata share of the General Unsecured Pool Value to which the Holders of Allowed Claims in the applicable Class are entitled pursuant to the provisions of Section 5.1.7 or 5.1.8 of the Plan (less the fixed principal amount of Plan Securities previously distributed to Holders of Allowed Claims in the applicable Class), then said Plan Securities remaining in such Disputed Claims Reserve in the fixed principal amount of such excess shall be returned to Avianca S.A. and cancelled.

      6.4 TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED CLAIMS RESERVES. The Disbursing Agents for the Disputed Claims Reserves shall pay, or cause to be paid, out of the property held in the applicable Disputed Claims Reserves, any tax imposed by any governmental unit on the income generated by the funds held in the applicable Disputed Claims Reserve. The Disbursing Agents shall also file or cause to be filed any tax or information returns related to the Disputed Claims Reserves that are required by any governmental unit.

                                  ARTICLE VII

                         MEANS FOR EXECUTION OF THE PLAN

      7.1 GENERAL IMPLEMENTATION MATTERS.

            7.1.1 GENERAL CORPORATE MATTERS. Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall each take such action as is necessary under the laws of the State of New York, federal law, Colombian law and other applicable law to effect the terms and provisions of the Plan. Among other actions, on the Effective Date, Avianca S.A. shall have obtained approval from the Superintendence of Ports and Transportation of, and Reorganized Avianca S.A. shall register with the Chamber of Commerce of Barranquilla, its Restated Charter, in accordance with Article 158 of the Colombian Commercial Code and of
Article 85 of Law 222 of 1995, and Reorganized Avianca, Inc. shall file its Restated Certificate of Incorporation with the New York Department of State in accordance with New York Business Corporation Law Section 808.

            7.1.2 EFFECTIVE DATE TRANSACTIONS. On the Effective Date, the following transactions will be effected:

                  a. Reorganized Avianca S.A. and the Dollar Notes Indenture Trustee shall enter into the Dollar Notes Indenture, and Reorganized Avianca, Inc. and Reorganized Avianca S.A. shall execute and/or deliver to the Dollar Notes Indenture Trustee all instruments, guaranties, agreements, legal opinions and other operative documents required by and relative to the Dollar Notes Indenture (including the Dollar Notes)

                  b. Reorganized Avianca S.A. shall direct the Dollar Notes Indenture Trustee to issue, authenticate and deliver to the Disbursing Agent for Claims in Class 7, for distribution in accordance with the Plan, the Dollar Notes to be distributed in accordance with the provisions of Section 5.1.7 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  c. Reorganized Avianca S.A. and the Class 8 Trustee shall enter into the Trust Agreement, and the Class 8 Trustee, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall execute and/or deliver to the Class 8 Trustee all instruments, guaranties, agreements, legal opinions and other operative documents required by and relative to the Class 8 Trust Agreement.

                  d. Reorganized Avianca S.A. shall execute and deliver to the Class 8 Trustee, for deposit into the Class 8 Trust, a Peso Note in the aggregate fixed principal amount equal to the sum of the fixed principal amounts of the Class 8 Trust Certificates to be distributed in accordance with the provisions of Section 5.1.8 of the Plan and shall place in the Disputed Claims Reserve a Peso Note in the aggregate fixed principal amount determined in accordance with the provisions of Section 6.2.2 of the Plan.

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

                  e. Reorganized Avianca S.A. shall direct the Class 8 Trustee to issue to the Holders of Allowed Claims in Class 8 the Class 8 Trust Certificates to be distributed in accordance with the provisions of Section
5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  f. Valores Bavaria and Reorganized Avianca S.A. shall execute and deliver such agreements, instruments and other documents as shall be necessary or appropriate to carry out the undertaking by Valores Bavaria to continue to perform its obligations under the already existing VB Liabilities and to assume the remaining VB Liabilities.

                  g. Reorganized Avianca S.A. shall disburse (to the extent approved by Oceanair) up to $740,000 in Cash payments to eligible management personnel in accordance with the provisions of the Restructuring Bonus Plan.

                  h. Reorganized Avianca S.A. shall remit (either to the Disbursing Agent for Claims in Class 7 or to the Disbursing Agent for Claims in Class 8) the Pro Rata share of the Initial Fixed Payment of $(US)10,000,000, to be distributed in accordance with the provisions of Sections 5.1.7 and 5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  i. Reorganized Avianca S.A. shall remit (either to the Disbursing Agent for Claims in Class 7 or to the Disbursing Agent for Claims in Class 8) a good faith estimate of the Excess Cash Payment, if any, to be distributed in accordance with the provisions of Sections 5.1.7 and 5.1.8 of the Plan or to be placed in a Disputed Claims Reserve in accordance with the provisions of Section 6.2.2 of the Plan.

                  j. The DIP Lenders shall mark all instruments evidencing Avianca's indebtedness to the DIP Lenders under the DIP Financing Facility "Cancelled," shall deliver the same to the Reorganized Debtor, and shall release any and all collateral securing said indebtedness.

                  k. Reorganized Avianca S.A. and SAM shall enter into the SAM Subordination Agreement in accordance with the terms of Section 5.1.10 of the Plan.

                  l. SAM shall execute and deliver to the Creditor Representative the SAM Power of Attorney in accordance with the terms of Section
5.1.10 of the Plan.

                  m. All other agreements, instruments and other documents required to be procured, executed and/or delivered and all payments to be made in order to effect the closing of the Transactions (as defined in Investment Agreement) and/or for the Effective Date to occur shall be executed, delivered or made, as the case may be.

      7.2 REORGANIZED AVIANCA S.A. AND REORGANIZED AVIANCA, INC.

            7.2.1 RECONSTITUTED BOARD OF DIRECTORS OF REORGANIZED AVIANCA S.A. On and after the Effective Date, the number of directors comprising the Board of Directors of Reorganized Avianca S.A. shall be three (3). The initial Board of Directors of Reorganized Avianca S.A. shall consist of one (1) director nominated by the Coffee Federation and two (2) directors nominated by Oceanair. If a vacancy among the initial members of the Board of Directors of Reorganized Avianca S.A. arises, such vacancy shall be filled in accordance with the Settlors Agreement (as defined in the Investment Agreement), and the Avianca S.A. Restated Charter.

            7.2.2 OFFICERS OF REORGANIZED AVIANCA S.A. The corporate officers of Avianca S.A. shall serve as the initial officers of Reorganized Avianca S.A. on the Effective Date. The selection of officers of Reorganized Avianca S.A. after the Effective Date shall be as provided in the Restated Avianca S.A. Charter.

            7.2.3 BOARD OF DIRECTORS OF REORGANIZED AVIANCA, INC. On and after the Effective Date, the number of directors comprising the Board of Directors of Reorganized Avianca, Inc. shall remain at 3 members. The initial Board of Directors of Reorganized Avianca, Inc. shall consist of the Board of Directors of Avianca, Inc. on the day immediately prior to the Effective Date. If a vacancy among the initial members of the Board of Directors of Reorganized Avianca, Inc. arises, such vacancy shall be filled in accordance with the Avianca, Inc. Restated Certificate of Incorporation and the Avianca, Inc. Bylaws.

            7.2.4 OFFICERS OF REORGANIZED AVIANCA, INC. The corporate officers of Avianca, Inc. shall continue to serve as the officers of Reorganized Avianca, Inc. on the Effective Date. The selection of officers of Avianca, Inc. after the Effective Date shall be as provided in Avianca, Inc.'s Restated Certificate of Incorporation and the Avianca, Inc. Bylaws.

      7.3 SUBSTANTIVE CONSOLIDATION. Except as otherwise expressly provided in the Plan, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall continue to maintain their separate corporate existences for all purposes other than the treatment of Claims under the Plan. Pursuant to the Substantive Consolidation Order, on the Effective Date:

            7.3.1 TREATMENT AS A MERGER. Except as otherwise provided in the Plan, all liabilities of Avianca S.A. and Avianca, Inc. will be treated as though Avianca S.A. and Avianca, Inc. were merged.

            7.3.2 GUARANTIES. Any obligation of Avianca S.A. or Avianca, Inc. and all guaranties thereof executed by either of them will be deemed to be one obligation of the consolidated Debtor. Any Claims filed or to be filed in connection with any such obligation and such guaranties will be deemed one Claim against the consolidated Debtor.

            7.3.3 FILING OF CLAIMS. Each and every Claim filed in the Bankruptcy Court in the individual Case of Avianca S.A. or the individual Case of Avianca, Inc. will be deemed filed against the consolidated Debtor in the consolidated Case.

            7.3.4 SETOFF. For purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, Avianca S.A. and Avianca, Inc. shall be treated as one Entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts owing to either Avianca S.A. or Avianca, Inc. may be offset against claims against either such party to the extent allowable under applicable law.

      7.4 CAPITAL INVESTMENTS. Avianca S.A. shall be recapitalized by virtue of the following transactions:

            7.4.1 TRANSFER OF VALORES BAVARIA'S EQUITY SECURITIES. On the Effective Date Valores Bavaria and its Subsidiaries shall, pursuant to Section
2.1 of the Investment Agreement, transfer to the SPVs, in exchange for the payment of $(US)100, any and all of their respective ownership interests in the equity securities of Avianca S.A., including any and all of their respective ownership interests in the Ordinary Stock and Preferred Stock and any and all other securities convertible into stock of Avianca S.A.

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            7.4.2 TRANSFER OF EQUITY SECURITIES OF AVIANCA S.A. AND SAM HELD ON
THE EFFECTIVE DATE. On the Effective Date Valores Bavaria and the Coffee Federation shall, in accordance with the provisions of Sections 2.5 and 3.1.7 of the Investment Agreement, provide for the transfer to the SPVs by Trust 1 and Trust 2, in exchange for the payment of $(US)100, of all of their respective shares of Ordinary Stock and Preferred Stock and all of their respective shares of equity securities of SAM.

            7.4.3 TRANSFER OF THE DIP LOAN. In order to facilitate the conversion into equity of the Claim arising from the full principal amount of the indebtedness of the Debtor to the DIP Lenders under the DIP Financing Facility, on the Effective Date Valores Bavaria and PrimeOther shall, pursuant to Section 2.1 of the Investment Agreement, transfer to the Coffee Federation, in exchange for the payment of $(US)6,500,000, their respective interests in such Claim.

            7.4.4 INVESTMENT BY THE COFFEE FEDERATION. For the consideration set forth in Section 7.4.6 hereof, on the Effective Date the Coffee Federation shall release and cancel Claims arising from the full principal amount, i.e., $(US)18,500,000, of the indebtedness of the Debtor to the DIP Lenders under the DIP Financing Facility.

            7.4.5 INVESTMENT BY OCEANAIR. For the consideration set forth in
Section 7.4.6 hereof, Oceanair, directly or indirectly (through one of its Affiliates), shall (a) on the Effective Date contribute to Avianca S.A., for the account of the SPVs, Colombian pesos having the value, determined on the Business Day immediately preceding the Effective Date, of the sum of $(US)9,821,429, (b) on the dates set forth in Section 7.4.7 hereof remit to Avianca S.A., for the account of the SPVs, the sums set forth in said Section 7.4.7, all in accordance with the terms of the Investment Agreement, and (c) on the Effective Date deliver to Avianca S.A., to secure its obligations to make the investments set forth in Section 7.4.7 hereof, the Letter of Credit.

            7.4.6 DISTRIBUTION OF EQUITY SECURITIES OF AVIANCA S.A. In consideration of the investments being made by the Equity Sponsors in accordance with the provisions of Sections 7.4.4 and 7.4.5 hereof (and not on account of the Interests in Avianca S.A. held by the Holders of such Interests as of the Effective Date), 100% of the Ordinary Stock and Preferred Stock outstanding on the Effective Date shall be retained by the Holders of said Interests as of the Effective Date (or, in the case of the Ordinary Stock and Preferred Stock held by Valores Bavaria, its Subsidiaries, and the Coffee Federation, shall be, in the case of the Preferred Stock, converted into Ordinary Stock, and in the case of all other of such equity securities, including the Ordinary Stock resulting from such conversion, transferred to the SPVs pursuant to the provisions of
Section 7.4.2 hereof), and Reorganized Avianca S.A. shall issue to the SPVs (in the manner designated by the Equity Sponsors) an additional number of shares of Ordinary Stock equal to the number of Colombian pesos having the value of $(US)28,321,429, determined based upon the exchange rate in effect on the Business Day immediately preceding the Effective Date (i.e., the shares shall be issued at a subscription price per share of $(COL)0.01 stated capital and $(COL)0.99 paid in surplus).

            7.4.7 POST-EFFECTIVE DATE INVESTMENTS. After the Effective Date Oceanair, directly or indirectly (through one of its Affiliates), will, in accordance with the terms of the Investment Agreement, make, for the account of the SPVs, the following investments in Reorganized Avianca S.A. in the aggregate amount of, and in no event in excess of, $(US)34,678,571, plus, in accordance with the provisions of subparagraph d of this Section 7.4.7, up to an additional $(US)1,000,000:

                  a. Unless and until Oceanair, directly or indirectly (through one of its Affiliates), shall have, in accordance with the provisions of this
Section 7.4.7, made, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(US)34,678,571 (whether in return for equity or Subordinated Debt), Oceanair, directly or indirectly (through one of its

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

Affiliates) will invest in Reorganized Avianca S.A., for the account of the SPVs, thirteen (13) equal monthly installments, commencing on the first (1st) Business Day of the first (1st) month following the Effective Date and continuing on the first (1st) Business Day of each of the following twelve (12) months thereafter, each in the amount of Colombian pesos having the value of $(US)321,429, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, and, in exchange therefore, Reorganized Avianca S.A. shall issue to the SPVs, at or about the end of each six (6) month period following the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair shall have invested in Reorganized Avianca S.A., for the account of the SPVs, pursuant to the foregoing provision of this clause during said six (6) month period (i.e., the shares shall be issued at a subscription price per share of $(COL)0.01 stated capital and $(COL)0.99 paid in surplus).

                  b. Unless and until Oceanair, directly or indirectly (through one of its Affiliates), shall have, in accordance with the provisions of this
Section 7.4.7, made, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(US)34,678,571 (whether in exchange for equity or subordinated debt), Oceanair, directly or indirectly (through one of its Affiliates), will invest in Reorganized Avianca S.A., for the account of the SPVs, thirteen (13) monthly installments, commencing on the first (1st) Business Day of the first (1st) month following the Effective Date and continuing on the first (1st) Business Day of each of the following twelve (12) months thereafter, each in the amount of Colombian pesos having the value, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, of the U.S. dollar amount equal to the lesser of (i) $(US)4,500,000 or (ii) the greater of $(US)1,500,000 or the amount, if any, by which the Minimum Cash Balance exceeds the Actual Cash Balance, and, in exchange therefore, Reorganized Avianca S.A. shall issue to the SPVs, at or about the end of each six (6) month period following the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair shall have invested in Reorganized Avianca S.A., for the account of the SPVs, pursuant to this clause during said six (6) month period (i.e., the shares shall be issued at a subscription price per share of $(COL)0.01 stated capital and $(COL)0.99 paid in surplus).

                  c. Unless and until Oceanair, directly or indirectly (through one of its Affiliates), shall have, in accordance with the provisions of this
Section 7.4.7, made, for the account of the SPVs, investments in Reorganized Avianca S.A. in the aggregate amount of $(US)34,678,571 (whether in return for equity or Subordinated Debt), Oceanair, directly or indirectly (through one of its Affiliates), will invest in Reorganized Avianca S.A., for the account of the SPVs, additional monthly installments, commencing on the first (1st) Business Day of the fourteenth (14th) month following the Effective Date and continuing on the first (1st) Business Day of each month thereafter, each in the amount of Colombian pesos having the value, determined based upon the exchange rate in effect on the Business Day immediately preceding the date on which said investment is made, of the U.S. dollar amount equal to the lesser of (i) $(US)4,500,000 or (ii) the greater of $(US)1,500,000 or the amount, if any, by which the Minimum Cash Balance exceeds the Actual Cash Balance, and, in exchange therefor, the SPVs shall receive from Avianca S.A., on the (1st) Business Day of such month, (A) the right to receive, at or about the end of each six (6) month period commencing the fourteenth (14th) month following the Effective Date, a number of shares of Ordinary Stock equal to the number of Colombian pesos Oceanair, directly or indirectly (through one of its Affiliates), shall have invested in Avianca S.A., for the account of the SPVs, pursuant to this clause c on said first (1st) Business Day (i.e., the shares shall be issued at a subscription price per share of $(COL)0.01 stated capital and $(COL)0.99 paid in surplus), but only to the extent, if any, that the Minimum Cash Balance exceeds the Actual Cash Balance, and (B) Subordinated Debt in the principal amount, if any, by which $(US)1,500,000 exceeds the amount, if any, by which the Minimum Cash Balance exceeds said Actual Cash Balance.

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                  d. Notwithstanding the limitations set forth in the foregoing subparagraphs a through c, and in addition to the investments specified therein, on December 31, 2007, Oceanair, for its own account, will invest in Reorganized Avianca S.A., an amount equal to the lesser of (i) one half (1/2) of any Incremental Compliance Costs as of such date and (ii) $1,000,000.00 and, in exchange therefor, Reorganized Avianca S.A. shall promptly issue to Oceanair a debt instrument in the principal amount of said investment in the form of
EXHIBIT 7.4.7D hereto.

            7.4.8 ALLOCATION OF OWNERSHIP OF THE SPVs. In consideration of the investments made and undertaken to be made as set forth in Sections 7.4.4, 7.4.5 and 7.4.7 hereof, the Equity Sponsors have agreed, pursuant to the terms of the Investment Agreement and other Transaction Documents (as defined in the Investment Agreement), that Oceanair shall hold 75% of the beneficial ownership of each SPV, and the Coffee Federation shall hold 25% of the beneficial ownership of each SPV.

      7.5 CORPORATE ACTION.

            7.5.1 AVIANCA S.A. As of the Effective Date, Reorganized Avianca S.A. shall have adopted the Avianca S.A. Restated Charter, and the charter of Avianca S.A. shall thereupon be in the form of Avianca S.A. Restated Charter. The Avianca S.A. Restated Charter shall, among other things, contain appropriate provisions consistent with the Plan and other Plan Documents (a) prohibiting the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, and (b) implementing such other matters as Reorganized Avianca S.A. believes are necessary and appropriate to effectuate the terms and conditions of the Plan. Except as specifically provided in the Plan, the adoption of the Avianca S.A. Restated Charter or similar constituent documents, the selection of directors and officers for Reorganized Avianca S.A., the distribution of Cash, and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized Avianca S.A. shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders, officers or directors of Reorganized Avianca S.A. To the extent required by law, the Boards of Directors of Avianca S.A. and of Reorganized Avianca S.A., respectively, shall take all such actions as may be necessary from time to time to approve all of the foregoing, if any, as may be required by applicable law, as well as to take all actions as may be necessary to meet all of the requirements of the Plan, including, but not limited to, the issuance of all Plan Securities to be issued by Avianca S.A. or Reorganized Avianca S.A. As agreed by the Coffee Federation and Valores Bavaria pursuant to the terms of the Investment Agreement, the Coffee Federation and Valores Bavaria shall secure the approval by Trust 1 and Trust 2 of the issuance of the shares of Ordinary Stock pursuant to the provisions of Section 7.4.6 hereof and the conversion of each share of Preferred Stock into one (1) share of Ordinary Stock, all free of the application of preemptive rights as otherwise provided by the Restated Avianca S.A. Charter. Reorganized Avianca S.A. shall adopt such resolutions and regulations, if any, as shall be necessary to effect the issuance of the shares of Ordinary Stock pursuant to the provisions of Sections 7.4.6 and 7.4.7 hereof and the conversion of each share of Preferred Stock into one (1) share of Ordinary Stock free of the application of preemptive rights as otherwise provided by the Restated Avianca S.A. Charter. Reorganized Avianca S.A., the Coffee Federation and Valores Bavaria shall take such action as may be necessary or appropriate to secure the approval by the Superintendent of Ports and Transportation of the conversion of such shares of Preferred Stock into shares of Ordinary Stock pursuant to the provisions of the Investment Agreement.

            7.5.2 AVIANCA, INC. As of the Effective Date, Reorganized Avianca, Inc. shall be deemed to have taken all such corporate actions, subject to the approval of its stockholder, as shall be

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

required to adopt the Avianca, Inc Restated Certificate of Incorporation containing provisions consistent with the Plan and other Plan Documents and implementing such matters as Reorganized Avianca, Inc. believes are necessary and appropriate to effectuate the terms and conditions of the Plan, including provisions authorizing the issuance and distribution of the Plan Securities, and as shall be required to effect the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized Avianca, Inc. To the extent required by law, the Boards of Directors of Avianca, Inc. and of Reorganized Avianca, Inc., respectively, shall take all such actions as may be necessary from time to time to approve all of the foregoing, if any, as may be required by applicable law, as well as to take all actions as may be necessary to meet all of the requirements of the Plan, including, but not limited to, the issuance of all Plan Securities to be issued by Avianca, Inc. or Reorganized Avianca, Inc.

      7.6 DISTRIBUTIONS.

            7.6.1 GENERALLY. All distributions required hereunder to Holders of Allowed Claims shall be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided that no Disbursing Agreement shall be required to the extent that Reorganized Avianca S.A. (in its capacity as a Disbursing Agent) or Reorganized Avianca, Inc. (in its capacity as a Disbursing Agent) makes such distributions. The Disbursing Agent may designate, employ or contract with other Entities to assist in or perform the distribution of the property to be distributed. The Disbursing Agent and such other Entities may serve without bond.

            7.6.2 MEANS OF CASH PAYMENT. U.S. dollar denominated Cash payments required by the Plan shall be made by check drawn on a U.S. domestic bank, or, at the option of Reorganized Avianca S.A., by wire transfer from a U.S. domestic bank, except that payment made to Colombian or other foreign creditors holding Unsecured Claims or to Colombian or other foreign governmental units holding Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction. Colombian peso denominated Cash payments required by the Plan shall be made by such means as are customary in the Republic of Colombia and as may be required by the laws of the Republic of Colombia.

            7.6.3 CALCULATION OF DISTRIBUTION AMOUNTS OF SECURITIES.

                  a. Subject to the provisions of Section 7.6.3b of the Plan, Dollar Notes will be issued only in denominations of $(US)1,000 or an integral multiple thereof.

                  b. On the Distribution Date, or as soon thereafter as reasonably practicable, the Disbursing Agent for Class 7 Claims shall calculate the aggregate principal amount of Fractional Dollar Notes that would be distributed to Holders of record of Allowed Class 7 Claims fulfilling the conditions for distributions under the Plan, absent the limitation set forth in
Section 7.6.3a of the Plan on the denominations of Dollar Notes to be issued pursuant to the Plan. Such Disbursing Agent will from time to time notify Reorganized Avianca S.A. of said aggregate principal amount of Fractional Dollar Notes, and Reorganized Avianca S.A. shall promptly after receiving such notice deliver to said Disbursing Agent Cash in said aggregate principal amount for the purpose of distributing to each Holder of record of Allowed Class 7 Claims Cash in the dollar amount of the Fractional Dollar Notes to which such Holder would have been entitled, absent said limitation set forth in Section 7.6.3a of the Plan.

            7.6.4 DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, distributions to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Chapter 11 schedules filed by Avianca with the Bankruptcy Court, unless superseded by the address as set forth

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

on proofs of Claim filed by such Holders or other writings notifying Avianca of a change of address (or at the last known address of such a Holder if no proof of Claim or proof of Interest is filed or if Avianca has not been notified in writing of a change of address). If any Holder's distribution is returned as undeliverable, no further distributions to such Holder shall be made, unless and until Reorganized Avianca S.A., Reorganized Avianca, Inc. or the Disbursing Agent is notified of such Holder's then current address, at which time all missed distributions shall be made to such Holder together with any interest or dividends earned thereon. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the second anniversary of the Distribution Date and the date ninety (90) days after such Claim is Allowed. After such date all unclaimed property held by a Disbursing Agent for distribution to Holders of Allowed Claims shall, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive Single Payment Rights), and the Claim of any Holder with respect to such property shall be discharged and forever barred.

            7.6.5 TIMING AND AMOUNTS OF DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS IN RESERVE CLASSES.

                  a. The amount of distributions to be made on the Effective Date to Holders of Allowed Claims in the Reserve Classes shall be calculated as if each Disputed Claim in the applicable Class were an Allowed Claim in its Face Amount. Beginning on the date that is 30 days after the end of the calendar quarter following the Effective Date and quarterly thereafter, distributions shall also be made pursuant to Section 6.3.1 of the Plan to Holders of Disputed Claims in the Reserve Classes whose Claims were Allowed during the preceding calendar quarter. Such quarterly distributions shall also be calculated pursuant to the provisions set forth in this Section 7.6.5a of the Plan.

                  b. Whenever from time to time all or any portion of a Disputed Claim becomes a Disallowed Claim, the consideration placed in a Disputed Claims Reserve on account of the Disputed Claim shall be distributed to the Holders of Allowed Claims in accordance with the following: On each Annual Additional Distribution Date, each Holder of a previously allowed Claim in a Reserve Class shall receive an additional distribution from the Disputed Claims Reserve on account of such Claim in an amount equal to (i) the amount of consideration that such Holder would have been entitled to receive pursuant to Section 7.6.5a of the Plan as if such Claim had become an Allowed Claim during the calendar quarter ending on the applicable Annual Additional Distribution Date, minus (ii) the aggregate amount of consideration previously distributed on account of such Claim. Each such annual additional distribution shall also include, on the basis of the amount then being distributed, the net amount of: (i) a Pro Rata share of any principal, interest or other payments received on account of the Initial Fixed Payment, the Excess Cash Payment, if any, the Dollar Notes or Peso Notes (including any Contingent Payment Right evidenced by said Dollar Notes or Peso Notes) and the Single Payment Rights, as the case may be, that were held in the applicable Disputed Claims Reserve; and (ii) a Pro Rata share of the Investment Yield from the investment of any Cash in the applicable Disputed Claims Reserve, from the date payments on the account of the Initial Fixed Payment, Excess Cash Payment, if any, Dollar Notes, Single Payment Rights and Peso Notes would have been due had such Claim initially been paid 100% of the allowed amount to the date that such distribution is made in each case after reduction for the amount of taxes paid or payable out of the applicable Disputed Claims Reserve or by Reorganized Avianca S.A. and properly attributable to such interest, maturities, dividends, other payments received or Pro Rata share of Investment Yield.

                  c. In the event that the principal amount of Dollar Notes deposited in the Disputed Claims Reserve established for Claims in Class 7 is insufficient to make the distribution on an

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Annual Additional Distribution Date provided for pursuant to the provisions of the foregoing Section 7.6.5b, Reorganized Avianca S.A. shall direct the Dollar Notes Indenture Trustee to issue, authenticate and deliver to the Disbursing Agent for Claims in Class 7, to be placed in said Disputed Claims Reserve and distributed in accordance with the provisions of said Section 7.6.5b, Dollar Notes in the amount required to eliminate the insufficiency.

                  d. In the event that the principal amount of the Peso Notes deposited in the Disputed Claims Reserve established for Claims in Class 8 is insufficient to make the distribution on an Annual Additional Distribution Date provided for pursuant to the provisions of the foregoing Section 7.6.5b, Reorganized Avianca S.A. shall execute and deliver to the Disbursing Agent for Claims in Class 8, to be placed in said Disputed Claims Reserve and distributed in accordance with the provisions of said Section 7.6.5b, Peso Notes in the amount required to eliminate the insufficiency.

                  e. In the event that the amount of Cash in a Disputed Claims Reserve is insufficient to make the distribution on an Annual Additional Distribution Date provided for pursuant to the provisions of the foregoing
Section 7.6.5b, the Cash in each such Disputed Claims Reserve shall be reallocated and/or Reorganized Avianca S.A. shall deliver Cash to the Disbursing Agent for Claims in the affected Class, for placement in the applicable Disputed Claims Reserve, so that each such Disputed Claims Reserve contains sufficient funds to make all distributions on such Annual Additional Distribution Date provided for pursuant to the provisions of said Section 7.6.5b.

            7.6.6 FEES AND EXPENSES OF DISBURSING AGENTS. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Confirmation Date, and any compensation and expense reimbursement claims (including reasonable fees and expenses of its attorneys and other agents) made by such Disbursing Agent shall be paid by Reorganized Avianca S.A. in accordance with the applicable Disbursing Agreement without further order of the Bankruptcy Court.

            7.6.7 TIME BAR TO CASH PAYMENTS. Checks issued by Reorganized Avianca S.A. or Reorganized Avianca, Inc. in respect of Allowed Claims shall be null and void if not negotiated within six (6) months after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized Avianca S.A. or Reorganized Avianca, Inc. by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the second anniversary of the Distribution Date. After such date, all claims in respect of void checks shall be discharged and forever barred, and the funds represented thereby shall, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive Single Payment Rights) .

            7.6.8 PAYMENT ON NON-BUSINESS DAYS. Any payment which Avianca or the Reorganized Debtor is required to make under the Plan on a day which is not a Business Day may be made on the next Business Day thereafter.

      7.7 VESTING OF PROPERTY OF AVIANCA. Except as otherwise provided in the Plan (including any Plan Document) or any other indentures, instruments or agreements to be executed and delivered pursuant to the Plan or the Confirmation Order, upon the Effective Date all property of the Estate, wherever situated, shall vest in Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, and shall be retained by Reorganized Avianca S.A. or Reorganized Avianca, Inc. or distributed to Creditors or Interest Holders as provided in the Plan. On the Effective Date, all property of the Estate, whether retained by Reorganized Avianca S.A. or Reorganized Avianca, Inc. or distributed to Creditors or Interest Holders, shall be free and clear of all Claims, Liens, Encumbrances and interests,

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

except the Claims, Liens, Encumbrances and interests of Creditors and Interest Holders expressly provided for in the Plan (including any Plan Document).

      7.8 PRESERVATION AND MAINTENANCE OF CAUSES OF ACTION. Except as otherwise provided in the Plan or any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall retain and may enforce any claims, rights and causes of action that Avianca or its Estate may hold against any Entity, including avoidance, recovery or other actions claims, rights and causes of action, whether pending on the Effective Date, arising under Sections 510, 542-550 or 553 of the Bankruptcy Code or otherwise.

                                  ARTICLE VIII

                       ACCEPTANCE OR REJECTION OF THE PLAN

      8.1 CLASSES ENTITLED TO VOTE. Each Holder of an Allowed Claim in a Class of Claims against Avianca which is Impaired under the Plan, including any Holder of a Class 7 Claim, Class 8 Claim or Class 10 Claim shall be entitled to vote separately to accept or reject the Plan, except that Holders of Interests in Classes 11 and 12, who shall not receive or retain any property under the Plan on account of such Interests, shall not be entitled to vote separately to accept or reject the Plan, as such Classes are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Each Holder of a Claim or Interest in a Class of Claims or Interests which is Unimpaired under the Plan, including Class 1, Class 2, Class 3, Class 4, Class 6, Class 9 and Class 13, is deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, provided that if the Bankruptcy Court, after notice and a hearing, determines that Class 2 is Impaired and not, as otherwise identified in the Plan, Unimpaired, then Class 2 shall be deemed not to have accepted the Plan, unless the Holder of the Class 2 Claims votes to accept the Plan.

      8.2 CLASS ACCEPTANCE REQUIREMENT. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and
(ii) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

      8.3 CRAMDOWN. In the event that any Impaired Class or Classes of Claims or Interests shall not accept the Plan, Avianca reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan pursuant to the provisions of
Section 13.8 of the Plan to provide treatment sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class of Classes not accepting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications.

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      9.1 GENERAL TREATMENT. All executory contracts and unexpired leases of Avianca shall be rejected by Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, as of the Effective Date, unless (a) assumed pursuant to the provisions of Section 9.2 hereof, or (b) assumed

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

pursuant to an order entered on or prior to the Effective Date, or (c) a motion to assume any such executory contract or unexpired lease is pending before the Bankruptcy Court on the Effective Date, or (d) assumed pursuant to the Confirmation Order, or (e) rejected pursuant to an Order entered on or prior to the Effective Date.

      9.2 ASSUMED CONTRACTS AND LEASES. The executory contracts and unexpired leases of Avianca S.A. or Avianca, Inc. specifically identified on EXHIBIT 9.2 hereto shall be assumed by Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, as of the Effective Date.

      9.3 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by Avianca results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a filed proof of Claim or barred by a Final Order, shall be forever barred and shall not be enforceable against the Debtor, Reorganized Avianca S.A. or Reorganized Avianca, Inc. or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is filed with the Bankruptcy Court within thirty (30) days after the later of (a) the entry of a Final Order authorizing such rejection and (b) the Confirmation Date, or within such other period as may be ordered by the Bankruptcy Court.

      9.4 CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Each executory contract and unexpired lease to be assumed pursuant to the Plan shall be reinstated and rendered unimpaired in accordance with Sections 1124(2) and 365(b)(1) of the Bankruptcy Code. In connection therewith, Avianca shall cure or provide adequate assurance that it will cure any monetary default (other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Distribution Date or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree, compensate, or provide adequate assurance that Avianca will promptly compensate, parties other than Avianca to such contract or lease for any actual pecuniary loss to such parties resulting from such default and provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (a) the amount of any cure payments, (b) the ability of Reorganized Avianca S.A. or Reorganized Avianca, Inc. or any of the assignees to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments or performance required by
Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

      9.5 REJECTION CLAIMS. Any Rejection Claim not barred pursuant to the provisions of Section 9.2 of the Plan shall be an Allowed Claim in the amount set forth in the filed proof of Claim evidencing such Claim unless an objection is filed to such Claim not later than the later of sixty (60) days after the filing of such proof of Claim or thirty (30) days after the Effective Date. Upon the filing of any such objection, the amount of the Allowed Rejection Claim, if any, shall be determined by the Bankruptcy Court unless it shall have sooner become an Allowed Claim.

                                    ARTICLE X

                             CONDITIONS PRECEDENT TO
                         CONFIRMATION AND EFFECTIVE DATE

      10.1 CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN. Confirmation of the Plan will not occur unless all of the following conditions precedent have been satisfied or, in accordance with Section 10.3 of the Plan, waived:

            10.1.1 The Confirmation Order shall approve in all respects all of the provisions, terms, and conditions of the Plan.

            10.1.2 The Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Investment Agreement.

            10.1.3 The Substantive Consolidation Order shall have been entered or included in the Confirmation Order.

            10.1.4 The requirements for confirmation of Section 1129 of the Bankruptcy Code shall have been met.

            10.1.5 Whether or not Class 8 shall have accepted the Plan in accordance with the provisions of Section 8.2 of the Plan, Creditors holding at least 80% in amount of Claims in Class 8 allowed for purposes of voting on the Plan, by signing and delivering to Avianca or its designee a Novation Agreement, shall have agreed in writing to be bound by the provisions of the Plan.

            10.1.6 The Confirmation Order shall include a finding that the Debtor's estimate of the aggregate amount of Administrative Claims, excluding Claims the Holders of which shall have agreed to accept treatment other than payment in Cash in full on the Distribution Date and
      (a) excluding such Claims representing obligations incurred by Avianca in the ordinary course of business, and (b) such Claims representing Avianca's obligation under the Investment Agreement to reimburse Oceanair for its expenses as set forth therein, is reasonable and is not in excess of $(US)12,800,000.

            10.1.7 The Confirmation Order shall include a finding that the Debtor's estimate of the aggregate amount of Allowed Priority Claims is reasonable and is not in excess of $(US)4,000,000.

            10.1.8 The Confirmation Order shall include a finding that the Debtor's estimate of the aggregate amount of Allowed Class 9 Claims is reasonable and is not in excess of $(US)4,500,000.

            10.1.9 The Confirmation Order shall include a finding that the only material Claims in Class 6 are (a) Claims that are the Secured Claims arising from the indebtedness of Avianca S.A. on account of its legal obligation to provide for the payment of pension benefits to which employees or former employees of Avianca S.A. or SAM are entitled as a result of their employment by Avianca S.A. or SAM, as the case may be, payment of which is provided for, in whole or in part, by the conveyance in trust of instruments or other evidences of indebtedness on which Valores Bavaria is an obligor, and (b) Claims against Avianca arising under executory contracts or unexpired leases that are subject to setoff under Section 553 of the Bankruptcy Code.

            10.1.10 All Claims arising from the indebtedness evidenced by the Master Trust Notes, whether secured or unsecured, shall have been eliminated as a result of the consummation of a settlement and compromise of such Claims approved, after notice and a hearing, by the Bankruptcy Court.

      10.2 CONDITIONS TO EFFECTIVE DATE. The Effective Date of the Plan will not occur unless, on or before December 15, 2004, all of the following conditions precedent have been satisfied or, in accordance with Section 10.3 of the Plan, waived:

                  10.2.1 Each of the conditions precedent set forth in Section
            10.1 of the Plan shall have been satisfied or, in accordance with
            Section 10.3 of the Plan, waived.

                  10.2.2 The Confirmation Order shall have been entered and
            shall not be stayed.

                  10.2.3 All those transactions described in Section 7.1.2 of the Plan shall have been effected, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan shall have been executed and delivered.

                  10.2.4 The Dollar Notes Indenture shall have been qualified under the Trust Indenture Act.

                  10.2.5 The notification, if any, required by Section 7A of the
            Clayton Act to be given by the Debtor in connection with the closing of the transactions contemplated by the Investment Agreement shall have been given, and the waiting period, if any, required under said
            Section 7A shall have ended.

                  10.2.6 Any requirements of Colombian law for the issuance of the Class 8 Trust Certificates shall have been fulfilled.

                  10.2.7 The transactions contemplated by the Investment
            Agreement shall have been closed, all shares of Ordinary Stock and Preferred Stock to be transferred or issued pursuant thereto shall have been transferred or issued, as the case may be, all consideration to be paid at the closing in accordance with the terms thereof shall have been paid, and all security to have been delivered at the closing, including the Letter of Credit, shall have been delivered.

                  10.2.8 The Debtor shall have entered into the Security Advisor
            Stipulation in a form approved by Oceanair, which approval shall not be unreasonably withheld, and such stipulation shall have been approved by a Final Order entered by each of the Bankruptcy Court and the United States District Court for the Southern District of New York.

      10.3 WAIVER OF CONDITIONS. The Proponents may waive, without notice and without leave of or Order of the Bankruptcy Court, any condition or any portion of any condition set forth in this Article X, provided that the Proponents may waive the condition set forth in Section 10.1.10 hereof only with the approval of the Committee and upon the modification of the Plan, in accordance with the provisions of Section 13.7 of the Plan, to provide for the Claims arising from the indebtedness evidenced by the Master Trust Notes, whether secured or unsecured, and provided, further, that the Proponents may waive the condition set forth in Section 10.2.8 hereof only with the consent of Oceanair, which shall not be unreasonably withheld.

                                   ARTICLE XI

                             EFFECTS OF CONFIRMATION
                          AND EFFECTIVENESS OF THE PLAN

      11.1 DISCHARGE OF CLAIMS. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature, or description whatsoever against Avianca, any of its assets or properties or any property dealt with under the Plan to the extent permitted by Section 1141 of the Bankruptcy Code; upon the Effective Date, all existing Claims against Avianca or the Reorganized Debtor shall be and shall be deemed to be discharged; and all Holders of Claims and Interests shall be precluded from asserting against Avianca or the Reorganized Debtor, any of their respective assets or properties, or any property dealt with under the Plan any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such Holder filed a proof of Claim.

      11.2 DISCHARGE OF AVIANCA. Except as otherwise provided herein, any consideration distributed to Creditors under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against Avianca or any of its assets or properties; and, except as otherwise provided herein, upon the Effective Date, Avianca shall be deemed discharged and released to the extent permitted by Section 1141 of the Bankruptcy Code from any and all Claims, including demands and liabilities that arose before the Confirmation Date, and all debts of the kinds specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; or (b) the Holder of a Claim based upon such debt has accepted the Plan. Except as provided herein and therein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of Avianca. As provided in Section 524 of the Bankruptcy Code, such discharge shall void any judgment against Avianca at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against Avianca or its property, Reorganized Avianca S.A. or its property, or Reorganized Avianca, Inc. or its property, to the extent it relates to a Claim discharged.

      11.3 INJUNCTION. EXCEPT AS PROVIDED HEREIN OR IN THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL HOLDERS OF CLAIMS AGAINST THE ESTATE ARE PERMANENTLY RESTRAINED AND ENJOINED FROM CONTINUING, OR TAKING ANY ACT, TO ENFORCE ANY CLAIM AGAINST REORGANIZED AVIANCA S.A. OR REORGANIZED AVIANCA, INC.; PROVIDED THAT EACH HOLDER OF A CLAIM MAY, TO THE EXTENT PERMITTED BY AND IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN, COMMENCE OR CONTINUE ANY ACTION OR PROCEEDING TO DETERMINE THE AMOUNT OF ITS CLAIM IN THE BANKRUPTCY COURT, AND ALL HOLDERS OF CLAIMS SHALL BE ENTITLED TO ENFORCE THEIR RIGHTS UNDER THE PLAN AND THE PLAN DOCUMENTS.

      11.4 EXCULPATIONS AND LIMITATION OF LIABILITY. Notwithstanding any other provision of the Plan, none of (a) the Debtor, the Reorganized Debtor, any Subsidiary or Affiliate of the Debtor or the Reorganized Debtor, or any of their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors or assigns,
(b) the Committee or any of its members or professionals, (c) any Equity Sponsor or any of its principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors or assigns,
(d) Trust 1, Trust 2, Valores Bavaria, Inversiones, PrimeOther, PrimeAir Ltda., the Coffee Federation, Fondo Nacional de Cafe, or any of their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors or assigns, or (e) any other Entities who shall have participated in negotiating, drafting, soliciting acceptances of, resolving or attempting to resolve objections to, or implementing, the Plan or shall have otherwise participated in the process of developing and obtaining the confirmation and consummation of the Plan, shall have any liability to the Debtor, the Reorganized Debtor, the Estate, any Holder of a Claim or Interest, or any other Entity for any action taken or omitted to be taken in connection with or arising out of the Plan, the solicitation of votes on or administration of the Plan, the property distributed under the Plan, or the offer, issuance, sale, or purchase of Plan Securities under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court, and, in all respects, such Entities shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      11.5 RELEASES BY RECIPIENTS OF DOLLAR NOTES, CLASS 8 TRUST CERTIFICATES AND SINGLE PAYMENT RIGHTS. Except as provided in the Plan, each Entity receiving Dollar Notes and/or Single Payment Rights and/or Class 8 Trust Certificates on account of an Allowed Claim, upon receipt of such Dollar Notes or, in the case of Single Payment Rights or Class 8 Trust Certificates, upon the Entity's execution of a Novation Agreement and the occurrence of the Effective Date or upon the Entity's receipt and acceptance of any property distributed pursuant to the Plan on account of its Claim, shall be deemed forever to have released, waived and discharged all known and unknown claims of any nature that such Entity has, had or may have against Avianca, Reorganized Avianca S.A., Reorganized Avianca, Inc., Avianca S.A.'s or Avianca, Inc.'s respective Board of Directors or its members, Avianca S.A.'s or Avianca, Inc.'s corporate officers, the Committee or its members, BNY, or any Equity Sponsor or any of their respective attorneys or financial advisors, on account of or relating to any claim or cause of action relating in any way to the Claims discharged under the Plan or the negotiation, documentation and implementation of the Plan. THE CONFIRMATION ORDER SHALL ENJOIN FROM AND AFTER THE EFFECTIVE DATE THE PROSECUTION, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIM, DEBT, RIGHT, CAUSE OF ACTION OR LIABILITY RELEASED OR TO BE RELEASED PURSUANT TO THIS
SECTION 11.5 OF THE PLAN.

      11.6 RELEASE OF STOCKHOLDERS, OFFICERS, DIRECTORS AND REPRESENTATIVES. As of the Effective Date, the Debtor and the Reorganized Debtor, on their own behalf and on behalf of all of their stockholders and Creditors, each releases, acquits and forever discharges each of Trust 1, Trust 2, Valores Bavaria, Inversiones, PrimeOther, PrimeAir Ltda, the Coffee Federation, Fondo Nacional de Cafe, and Oceanair and their respective principals, shareholders, employees, agents, representatives, officers, directors, members, partners, professionals, successors and assigns, and any Entity claimed to be liable derivatively through any of the foregoing (each such party, a "Released Party") from any and all actions, causes of action, liabilities, obligations, rights, suits, accounts, covenants, contracts, agreements, promises, damages, judgments, claims, debts, remedies and demands whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, including any and all rights, liabilities, and obligations acquired under Colombian law and enforceable in Colombia, based in whole or in part upon any act or omission or other event occurring prior to the commencement of the Case or during the course of the Case (including through the Effective Date), in any way relating to the Debtor, the Case, or the ownership, management, and operation of the Debtor, that the Debtor or Reorganized Debtor, or any of their stockholders and/or Creditors would have been legally entitled to assert in its own right (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert on behalf of the Debtor or its Estate (the "Released Claims"); provided that the foregoing release shall not operate as a waiver of or release of (i) any liability, claim, or cause of action arising out of any express contractual obligation owing by any current or former director, officer or employee of a Debtor, (ii) any reimbursement obligation of any current or former, director, officer, or employee with respect to a loan or advance made by a Debtor to such director, officer, or employee, or (iii) the VB Liabilities or the liability of any Entity that is liable with Valores Bavaria on, or that has secured or guarantied, the VB Liabilities. In addition, any Creditors accepting any distribution pursuant to the Plan or otherwise treated under the Plan shall be presumed conclusively to have released the Released Parties from the Released Claims. SUCH CREDITORS, ALONG WITH THEIR RESPECTIVE PRINCIPALS,

SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, MEMBERS, PARTNERS, PROFESSIONALS, SUCCESSORS AND ASSIGNS, SHALL BE PERMANENTLY ENJOINED FROM AND AFTER THE EFFECTIVE DATE FROM DIRECTLY OR INDIRECTLY COMMENCING OR CONTINUING, IN ANY MANNER, A JUDICIAL, ADMINISTRATIVE, OR OTHER ACTION OR PROCEEDING AGAINST THE RELEASED PARTIES OR ENFORCING AGAINST THE RELEASED PARTIES A JUDGMENT OBTAINED ON ACCOUNT OF OR IN RESPECT OF THE RELEASED CLAIMS. The releases described in this Section 11.6 shall be enforceable as a matter of contract and are in addition to, and not in lieu of, any other release or discharge provided by applicable law, including Section 1141 of the Bankruptcy Code, or separately given, conditionally or unconditionally, by the Debtor or any other Entity. The releases described in this Section 11.6 shall, on the Effective Date, have the effect of res judicata (a matter adjudged), to the fullest extent permissible under applicable laws of the Republic of Colombia.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

      12.1 SCOPE OF JURISDICTION. Pursuant to Sections 1334 and 157 of Title 28 of the United States Code, from and after the Confirmation Date, the Bankruptcy Court shall retain and have jurisdiction of all matters arising in, arising under, and related to the Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  12.1.1 To hear and determine any and all adversary
            proceedings, applications or contested matters pending on the Effective Date or brought after the Effective Date;

                  12.1.2 To hear and determine any and all applications for
            substantial contribution and for compensation and reimbursement of expenses filed by Professional Persons;

                  12.1.3 To hear and determine Rejection Claims, disputes
            arising from the assumption and assignment of executory contracts and unexpired leases, and Disputed Claims;

                  12.1.4 To hear and determine, pursuant to the provisions of
            Section 505 of the Bankruptcy Code, all issues related to the liability of Avianca for any tax incurred prior to the Effective Date;

                  12.1.5 To enforce the provisions of the Plan and to determine any and all disputes arising under the Plan;

                  12.1.6 To enter and implement such orders as may be
            appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

                  12.1.7 To modify any provision of the Plan to the extent
            permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

                  12.1.8 To enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan; and

                  12.1.9 To enter an order closing the Case.

      12.2 FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Case, including the matters set forth in Section 12.1 of the Plan, this Article XII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      13.1 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc., as the case may be, and each Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder, except as otherwise provided in the Plan Documents, shall be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan.

      13.2 DISSOLUTION OF COMMITTEE. On the Effective Date the Committee shall dissolve automatically, whereupon its members, Professional Persons and agents shall be released from any and all further duties and responsibilities in the Case and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements and protective orders entered during the pendency of the Case, which shall remain in full force and effect in accordance with their respective terms. Professional Persons retained by the Committee and the respective members thereof shall not be entitled to compensation or reimbursement of expenses for services rendered or expenses incurred after the Effective Date in connection with the Case, except for services rendered and expenses incurred in connection with any applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the Effective Date.

      13.3 PAYMENT OF STATUTORY FEES. All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

      13.4 POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS. After the Confirmation Date, Avianca, and after the Effective Date, Reorganized Avianca S.A. and Reorganized Avianca, Inc. shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Code), pay the reasonable fees and reasonable expenses of the Professional Persons related to implementation and consummation of the Plan; provided that no such fees and expenses shall be paid except upon receipt by Avianca or Reorganized Avianca S.A. or Reorganized Avianca, Inc., as may be applicable, of a detailed written invoice from the Professional Person seeking compensation and expense reimbursement, and provided further that any such party may, within ten (10) days after receipt of an invoice for fees and expenses, request that the Bankruptcy Court determine the reasonableness of such fees and expenses.

      13.5 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Reorganized Debtor, the Holders of Claims, the Holders of Interests, and their respective successors and assigns; provided that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (a) to constitute a waiver or release of any claims by Avianca, any

Creditor or any other Entity, (b) to prejudice in any manner the rights of Avianca, any Creditor or any other Entity, or (c) to constitute any admission by Avianca, any Creditor or any other Entity.

      13.6 GOVERNING LAW. Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the New York corporation laws or the Colombian corporation laws, the internal laws of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Case, except as may otherwise be provided in such agreements, documents, and instruments.

      13.7 AMENDMENTS AND MODIFICATIONS. The Proponents may, in accordance with
Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, after hearing on notice to the Committee, BNY and such other Entities as are entitled to such notice pursuant to Bankruptcy Rule 3019, amend or modify the Plan prior to the entry of the Confirmation Order.

      13.8 REVOCATION. Avianca reserves the right to revoke and withdraw the Plan prior to Confirmation. If Avianca revokes or withdraws the Plan pursuant to this Section 13.9 of the Plan, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims or other rights by or against Avianca, any Creditor or any other Entity in any further proceedings involving Avianca, any Creditor or otherwise.

      13.9 NOTICES. All notices, requests, or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, or deposited in any general or branch post office of the United States Postal service, or received by e-mail or telecopy; provided that BNY shall give any required notices to the Holders of Master Notes in accordance with the terms of the Master Trust Agreement. Notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered as follows:

                  a. in the case of notices, requests, or demands for payments to Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc., at Departmento de Tesoreria, Avenida El Dorado No. 93-30, Santafe de Bogota, Colombia, Attn: Secretaria Generale, and at any other address designated by Avianca, Reorganized Avianca S.A. or Reorganized Avianca, Inc. by notice to each Holder of a Claim or Interest, with copies to Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, Atlanta, Georgia 30309, Attn:
Ronald E. Barab, Esq.; and

                  b. in the case of notices to Holders of Claims or Interests, at the last known address according to Avianca's or Reorganized Avianca S.A.'s or Reorganized Avianca, Inc.'s books and records, or at any other address designated by a Holder of a Claim or Interest, by notice to Avianca or Reorganized Avianca S.A. or Reorganized Avianca, Inc; provided that any notice of change of address shall be effective only upon receipt.

      13.10 DE MINIMIS DISTRIBUTIONS. Notwithstanding any provision to the contrary contained herein, no distribution of less than twenty-five dollars ($(US)25) or seventy-five thousand pesos $(Col)75,000 in Cash shall be made to any Holder of an Allowed Claim, unless such Holder shall have requested such distribution in writing from Reorganized Avianca S.A. before the fifth anniversary of the Confirmation Date. Such undistributed amount will, net of expenses of distribution, be distributed Pro Rata to the Holders of Allowed Claims in Class 7 and Class 8 (excluding the Allowed Amount of the VB Designated Claims and excluding Allowed Claims in Class 8 held by Holders who shall have elected to receive Single Payment Rights).

      13.11 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Case prior to the Confirmation Date under Sections 105 or 362 or the Bankruptcy Code or otherwise and extant on the Confirmation Date shall remain in full force and effect until the Effective Date.

      13.12 WAIVER AND ESTOPPEL. On the Effective Date each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be allowed in a certain amount, is entitled to a certain priority, is secured, or is not subordinated, by virtue of an agreement made by the Debtor and/or its counsel, the Committee and/or its counsel, or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

      13.13 CONFLICTS. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the provisions of the Plan shall prevail.

      Dated: September 22, 2004
      Atlanta, Georgia

                                    Respectfully submitted,

                                    AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA
                                    /s/ Juan Emilio Posada
                                    ----------------------
                                    By: Juan Emilio Posada
                                        Its: President

                                    AVIANCA, INC.

                                    /s/ Juan Arbelaez
                                    -----------------
                                    By: Juan Arbelaez
                                        Its: General Manager

OF COUNSEL:

RONALD E. BARAB
BRIAN P. HALL
SMITH, GAMBRELL & RUSSELL, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 815-3500

HOWARD D. RESSLER
ANDERSON, KILL & OLICK, P.C.
1251 Avenue of the Americas
New York, New York  10020
(212)278-1000

Attorneys for Aerovias Nacionales de Colombia S.A.
Avianca and Avianca, Inc., Debtors and Debtors in
Possession

                                                                  EXHIBIT 1.1.13
                                                 TO JOINT PLAN OF REORGANIZATION

                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AVIANCA, INC.

      Avianca, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York, does hereby certify as follows:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation of the Corporation (as previously amended to date) and the restatement of the Corporation's Certificate of Incorporation, in each case, as set forth below.

      SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the holders of a majority of the issued and outstanding shares of the capital stock of said Corporation approved the amendments and this restatement.

      THIRD: That the amendments and restatement were duly adopted in accordance with the provisions of Section 805 and 807 of the Business Corporation Law of the State of New York.

      RESOLVED, that the Corporation's Certificate of Incorporation be amended and restated by deleting the text therein in its entirety and adding the following in lieu thereof.

                                    ARTICLE I

                                      NAME

      The name of the corporation is Avianca, Inc. (the "Corporation").

                                   ARTICLE II

                                  ORGANIZATION

      The Certificate of Incorporation of the Corporation was originally filed with the New York State Department of State on May 2, 1958.

                                   ARTICLE III

                   DESIGNATION OF SECRETARY OF STATE AS AGENT
                           FOR SERVICE OF PROCESS AND
                    ADDRESS OF REGISTERED OFFICE IN NEW YORK

      A. Designation of Secretary of State. The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

                    720 Fifth Avenue, 5th Floor

                    New York, NY 10019-4107

      B. Registered Agent. The address of the Corporation's registered office in the State of New York is c/o C T Corporation System, 111 Eighth Avenue, in the city of New York, County of New York, New York 10011. The name of the Corporation's registered agent at such address is C T Corporation System.

                                   ARTICLE IV

                              PURPOSE AND EXISTENCE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The Corporation is to have perpetual existence.

                                    ARTICLE V

                                CAPITAL STRUCTURE

      A. Authorization. The total number of shares of capital stock which the Corporation shall have the authority to issue is 200 shares of common stock, no par value (the "Common Stock"), which shall have full voting powers and all rights.

      B.    Common Stock.

            1. Dividends. The holders of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as from time to time may be lawfully declared on the Common Stock by the Board of Directors of the Corporation from funds legally available therefore.

            2. Voting Rights. The holders of Common Stock shall be entitled to cast one vote per share of Common Stock on all matters submitted for the vote of the stockholders of the Corporation and as otherwise required by law.

            3. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after satisfying claims of creditors, secured and unsecured, and after distribution in full of the preferential amounts to be distributed to the holders of preferred stock, if any, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind lawfully available for distribution to stockholders, ratably and in proportion to the number of shares of Common Stock held by them.

      C. Section 1123 Limitations. The Corporation will not issue non-voting capital stock to the extent prohibited by the United States Bankruptcy Code (the "Bankruptcy Code"), 11 U.S.C. Section 1123; provided, however, this sentence (1) will have not further force and effect beyond that required under this section,
(2) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation, and (3) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                   ARTICLE VI

                                     POWERS

      The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is hereby expressly provided that the same are intended in furtherance and not in limitation or exclusion of the powers conferred by statute:

      A. The Board of Directors is expressly authorized to adopted, repeal, alter or amend the By-Laws of the Corporation by the vote of a majority of the entire Board of Directors. Alternatively, in addition to any requirements of law or of any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of fifty percent (50%) or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the By-Laws. For purposes of this Section A, "Voting Stock" shall mean the outstanding shares of all classes and series of the capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation or of a Subsidiary as the context may require, and shall not include class or any series of the preferred stock of the Corporation unless an amendment to this Certificate of Incorporation or a duly authorized certificate of designation, rights and preferences for such class or series shall specifically state that such series shall be deemed "Voting Stock" for purposes of this Article VI.

      B. 1. Subject to the provisions of any amendment to the Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

            2. Beginning with the adoption of this First Amended and Restated Certificate of Incorporation, the directors shall be elected for a term expiring at the annual meeting of stockholders to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election.

            3. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            4. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

            5. Except as otherwise relating to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorship resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence of this Section B.5 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

            6. In all other instances, directors, other than those who may be elected by holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, may be removed by the affirmative vote of a majority of shares of Common Stock present or represented by proxy entitled to vote on the election of directors and voting on any such removal resolution.

            7. Subject to the rights of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by consent in writing by holders of a majority of the outstanding shares of Common Stock, without any requirement to call a special meeting of stockholders.

            8. Meeting of stockholders may be held within or without the State of New York, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of New York at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE VII

                                 INDEMNIFICATION

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article VII shall eliminate or limit the liability of any director (a) for breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section [-] of the Business Corporation Law of the State of New York, or (d) for any transaction from which the director derived an improper person benefit. Neither the amendment nor repeal of this
Article VII, nor the adoption of any provision of the First Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any manner occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      The rights of indemnification granted pursuant to this Article VII shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.

      To the maximum extent permitted under the Business Corporation Law of the State of New York as it presently exists or may be amended in the future, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for the breach of his fiduciary duty as a director.

      To the maximum extent permitted under the Business Corporation Law of the State of New York as it presently exists or may be amended in the future, no repeal of or restrictive amendment of this Article VII and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VII will apply to or affect adversely any right or protection of any director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such repeal, amendment or termination of effectiveness.

      To the maximum extent permitted under the Business Corporation Law of the State of New York as it presently exists or may be amended in the future, the indemnification provided by this Article VII will apply with respect to acts or omissions occurring prior to the adoption of this Article VII.

                                   WITNESSETH:

      Avianca, Inc. has caused this First Amended and Restated Certificate of Incorporation to be signed, certified and attested by its Chief Executive Officer and its Secretary, duly authorized officers of the Corporation, as of the [-] day of [-], 2004 and this Certificate shall be effective, pursuant to Sections 805 and 807 of the New York Business Corporation Law upon filing. The signature of the Chief Executive Officer and the Secretary constitute the affirmation and acknowledgment of such persons, under penalties of perjury, that this instrument is the act and deed of said Corporation and that the facts stated herein are true.

                                       AVIANCA, INC.

                                       By: _____________________________________
                                               [Name]
                                               Chief Executive Officer

ATTEST:

______________________________
[-], Secretary

                           FIRST AMENDED AND RESTATED
                         CERTIFICATION OF INCORPORATION
                                       OF
                                  AVIANCA, INC.

           Under Sections 805 and 807 of the Business Corporation Law

Filer's Name Smith, Gambrell & Russell, LLP

Address: Suite 3100, 1230 Peachtree Street, N.E., Promenade II

City, State and Zip Code Atlanta, Georgia 30339-3592

                                                                  EXHIBIT 1.1.30
                                                 FORM OF CLASS 8 TRUST AGREEMENT

                        TO BE INCLUDED IN PLAN SUPPLEMENT

      AND TO INCLUDE TERMS AND CONDITIONS AS GENERALLY DESCRIBED IN SECTION V.C.5 OF THE DISCLOSURE STATEMENT AND TO BE SUBSTANTIALLY EQUIVALENT
                     TO THOSE IN THE DOLLAR NOTES INDENTURE

                   (TO THE EXTENT PERMITTED BY COLOMBIAN LAW)

                                                                  EXHIBIT 1.1.44
                                                     COURT APPROVED TRANSACTIONS

      1. Order Signed on 10/10/2003 Granting Debtors' Motion for Approval of Settlement with Unidad Administrativa Especial De Aeronautica Civil (Related Doc # 385) (Porter, Marguerite) (Entered: 10/10/2003)

      2. So Ordered Stipulation and Order Signed on 6/27/2003 Regarding Agreement Modifying the Automatic Stay (Porter, Marguerite) (Entered:
06/27/2003)

      3. Order Signed on 9/8/2003 Approving Motion to Assume and Amend Executory Contract Between Avianca S.A. and Exxon Mobil De Colombia S.A. Regarding Supply of Fuel (Related Doc # 222) (Porter, Marguerite) (Entered:
09/09/2003)

      4. Order Signed on 11/12/2003 Granting Debtors' Motion for an Order Authorizing Debtor to Enter into Power by the Hour Agreement and to Assume Spare Engine Lease and Consignment Stock Agreement With Fokker Services, B.V. (Related Doc # 473) (Porter, Marguerite) (Entered: 11/12/2003)

                                                                  EXHIBIT 1.1.60
                                    PAYMENT TERMS OF DOLLAR NOTES AND PESO NOTES

The fixed principal amount of the Dollar Notes and of the Peso Notes shall be paid in eight (8) semi-annual installments, together with interest on the outstanding and unpaid principal amount thereof from time to time outstanding, in accordance with the following schedule:

  FIXED PAYMENT                              PERCENTAGE OF SPECIFIED FIXED
  AMOUNT DATE                                       PRINCIPAL AMOUNT
  -----------                                       ----------------
June 30, 2005                                             6.7%
December 31, 2005                                         9.5%
June 30, 2006                                            10.0%
December 31, 2006                                        17.5%
June 30, 2007                                            11.3%
December 31, 2007                                        18.8%
June 30, 2008                                            12.8%
December 31, 2008                                        13.4%
                                                         ----
                                                         100%

provided that (a) principal and interest otherwise due on December 31, 2007, shall be deferred in an amount equal to the lesser of (i) $1,000,000.000, and
(b) one-half (1/2) of any Incremental Compliance Costs as of such date, and (b) principal and interest otherwise due on December 31, 2008, shall be deferred in an amount equal to the amount, if any, by which the lesser of (i) $2,000,000.000 and (ii) one-half (1/2) of any Incremental Compliance Costs as of such date exceeds the amount deferred pursuant to the foregoing clause (a). The amounts so deferred shall not accrue interest or shall bear interest at the legally required minimum, shall in no manner affect the fixed principal and interest payments otherwise due on subsequent dates, and shall be subsequently payable up to the amounts deferred in accordance with the terms of the Dollar Notes Indenture and the Class 8 Trust Agreement, as the case may be.

                                                                  EXHIBIT 1.1.61
                                                  FORM OF DOLLAR NOTES INDENTURE

                        TO BE INCLUDED IN PLAN SUPPLEMENT

      AND TO INCLUDE TERMS AND CONDITIONS AS GENERALLY DESCRIBED IN SECTION
                        V.C.5 OF THE DISCLOSURE STATEMENT

                                                                  EXHIBIT 1.1.63
                                   INCENTIVE COMPENSATION PLAN PAYMENT THRESHOLD

                        TO BE INCLUDED IN PLAN SUPPLEMENT

                                                                  EXHIBIT 1.1.82

June 13, 2004 Business Plan Projections
All figures in United States Dollars

        Airport     Corporate   Total Security
Year    Security    Security        Costs          EBITDA
----    --------    --------        -----          ------
2004   $2,245,787   $ 244,684   $    2,490,471   $76,936,246
2005   $2,225,840   $ 264,631   $    2,490,471   $53,984,723
2006   $2,254,531   $ 268,042   $    2,522,573   $67,842,949
2007   $2,310,894   $ 274,743   $    2,585,637   $65,093,414
2008   $2,368,667   $ 281,611   $    2,650,278   $62,250,232
2009   $2,427,884   $ 288,652   $    2,716,535   $59,310,113
2010   $2,488,581   $ 295,868   $    2,784,449   $56,269,651

                                                              11:57 AM 9/15/2004
Plan Projections       Various June 13, 2004 Business Plan Projections_9_15_2004

                                                                  EXHIBIT 1.1.90

                              AMENDED AND RESTATED
                              INVESTMENT AGREEMENT

                                  by and among

                          OCEANAIR LINHAS AEREAS LTDA.,

                        FEDERACION NACIONAL DE CAFETEROS

                                       and

               AEROVIAS NACIONALES DE COLOMBIA S.A., AVIANCA S.A.

                            dated as of July 15, 2004

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................................................     5

  Section 1.1 Definitions...................................................................................     5
  Section 1.2 General Interpretive Principles...............................................................    13

ARTICLE II AGREEMENT........................................................................................    13

  Section 2.1 Acquisition by FNC of VB's DIP Loan Rights....................................................    14
  Section 2.2 Conversion of Preferred Stock into Ordinary Stock.............................................    14
  Section 2.3 Transfer to the SPVs of the Existing Shareholders Equity Interest and VB's Equity Interest....    14
  Section 2.4 Payment to FNC................................................................................    14
  Section 2.5 Investor's Contribution.......................................................................    14
  Section 2.6 FNC's Contribution............................................................................    15

ARTICLE III TRANSACTIONS....................................................................................    15

  Section 3.1 Transactions at Closing.......................................................................    15
  Section 3.2 Post Closing Transactions.....................................................................    18

ARTICLE IV DELIVERIES AND PRE-CLOSING COVENANTS.............................................................    20

  Section 4.1 Deliveries of Investor before Execution Date..................................................    20
  Section 4.2 Pre-closing covenants.........................................................................    20

ARTICLE V POST-CLOSING COVENANTS............................................................................    23

  Section 5.1 Investor's post-closing covenants.............................................................    23
  Section 5.2 FNC's post-closing covenants..................................................................    24
  Section 5.3 Creditors to benefit from covenants...........................................................    24

ARTICLE VI AVIANCA'S PLAN OF REORGANIZATION.................................................................    24

  Section 6.1 Plan of reorganization........................................................................    24
  Section 6.2 Commercially reasonable efforts...............................................................    25
  Section 6.3 Effective Date Commitment Fee; Substantial Contribution Waiver................................    25
  Section 6.4 Competing proposals...........................................................................    25

ARTICLE VII CONDITIONS PRECEDENT............................................................................    26

  Section 7.1 Substantially Simultaneous Consummation.......................................................    26
  Section 7.2 Conditions to the Investor's obligations......................................................    26
  Section 7.3 Conditions to FNC's Obligations...............................................................    27
  Section 7.4 Conditions to the Company's Obligations.......................................................    27

ARTICLE VIII CLOSING........................................................................................    28

  Section 8.1 Closing.......................................................................................    28
  Section 8.2 Closing Deliveries of the Investor............................................................    28
  Section 8.3 Closing Deliveries of FNC.....................................................................    29

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

  Section 8.4 Closing Deliveries of the Company.............................................................    30
  Section 8.5 Closing Shareholders Meeting of Avianca.......................................................    30

ARTICLE IX PERFORMANCE ASSURANCES...........................................................................    30

  Section 9.1 Secured Obligations...........................................................................    31
  Section 9.2 Company's Benefit.............................................................................    31
  Section 9.3 Company's Benefit pledge......................................................................    32
  Section 9.4 Delivery of the Collateral upon termination of the Agreement..................................    32
  Section 9.5 Delivery of the LC............................................................................    32
  Section 9.6 First Investor's Monthly Payment LC...........................................................    33

ARTICLE X EVENTS OF DEFAULT AND TERMINATION.................................................................    33

  Section 10.1 Events of Default............................................................................    33
  Section 10.2 Termination..................................................................................    34

ARTICLE XI REPRESENTATIONS, WARRANTIES AND INDEMNITIES......................................................    35

  Section 11.1 Representations and warranties...............................................................    35
  Section 11.2 CAXDAC liabilities...........................................................................    36
  Section 11.3 Financial Statements.........................................................................    37
  Section 11.4 Indemnities..................................................................................    37

ARTICLE XII GENERAL PROVISIONS..............................................................................    38

  Section 12.1 Amendment and Waiver; Remedies...............................................................    38
  Section 12.2 Entire Agreement.............................................................................    38
  Section 12.3 No Assignment; Binding Effect................................................................    38
  Section 12.4 Headings.....................................................................................    38
  Section 12.5 Invalid Provisions...........................................................................    38
  Section 12.6 Governing Law and Jurisdiction...............................................................    39
  Section 12.7 Arbitration..................................................................................    39
  Section 12.8 Notices......................................................................................    40
  Section 12.9 Counterparts.................................................................................    42
  Section 12.10 Third Party Beneficiaries...................................................................    42
  Section 12.11 Acknowledgement.............................................................................    42

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                              INVESTMENT AGREEMENT

      This amended and restated investment agreement (as hereafter amended from time to time, the "Investment Agreement" or "Agreement"), dated as of July 15, 2004, amending and restating in its entirety the investment agreement originally dated as of May 31, 2004, by and among (I) FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, a private non-profit legal entity, with domicile in Bogota D.C., organized under the laws of Colombia, formed by Executive Resolution N degrees 033 of September 2nd, 1927 issued by the Colombian National Government and published in the Diario Oficial N degrees 20894 of 1928, represented to execute this document by Catalina Crane, acting in her capacity as legal representative, identified with Colombian citizenship card N degrees 35.460.200 issued in Usaquen, as evidenced in the certificates of incorporation and legal representation attached hereto (hereinafter "FNC"); (II) OCEANAIR LINHAS AEREAS LTDA., a corporation incorporated and existing under the laws of Brazil, represented to execute this document by Michael Franklin Welch, acting in his capacity as attorney-in-fact, identified with British Passport N degrees 94194055, as evidenced in the powers of attorney attached hereto (hereinafter the "Investor"); and (III) AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA, a Colombian sociedad anonima, with domicile in Barranquilla, Colombia, organized under the laws of Colombia, incorporated by public deed number 2.374 of December 5th, 1919, of Notary Two of the notarial circuit of Barranquilla, represented to execute this document by Juan Emilio Posada, acting in his capacity as legal representative, identified with Colombian citizenship card N degrees 70.118.287 issued in Medellin, as evidenced in the certificate of incorporation and legal representation attached hereto (hereinafter the "Company" or "Avianca"). FNC, the Investor and Avianca are each referred to herein individually as a "Party" and collectively as the "Parties".

                               W I T N E S S E T H

WHEREAS, due to their financial situation, on March 21, 2003 Avianca and Avianca, Inc., its U.S. wholly owned subsidiary (jointly, the "Companies" or the "Debtors"), filed voluntary petitions commencing cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court");

WHEREAS, since filing for protection under Chapter 11, the Companies have remained in and continue to be in possession of their properties and operate and manage their businesses as debtors in possession pursuant to the Bankruptcy Code;

WHEREAS, the Court has granted the Companies several extensions of the exclusive period to file a plan of reorganization and such exclusive period is currently scheduled to expire on July 16, 2004;

WHEREAS, since the beginning of the Companies' reorganization process and throughout the Chapter 11 Cases, FNC and VB (as hereinafter defined) have contributed to the relief of

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

the Companies' financial condition by providing significant funding to their operations and have made their best efforts towards the achievement of the successful reorganization of the Companies;

WHEREAS, FNC and VB (together with PrimeOther and its predecessor, Inversiones Fenicia S.A. (as hereinafter defined)) have loaned to the Companies, as debtors in possession, a total of US $18.5 million (the "DIP Loan", as hereinafter further defined), which principal amount of the DIP Loan has been disbursed, the terms of which will be amended to provide that such DIP Loan will mature on the earliest to occur of (i) failure by Avianca to file by July 31, 2004 a plan of reorganization conforming to the terms set forth in this Agreement, (ii) thirty
(30) calendar days after filing of a plan of reorganization by Avianca that is non-conforming with the terms set forth in this Agreement, (iii) thirty (30) calendar days after withdrawal of the Conforming Plan (as hereinafter defined),
(iv) thirty (30) calendar days after amendment of the Conforming Plan to be non-conforming with the terms set forth in this Agreement, (v) denial of confirmation of the Conforming Plan by the Bankruptcy Court, (vi) the effective date of the Conforming Plan, or (vii) January 31, 2004, together with interest at the rate equal to the 180 day LIBOR rate plus 7%;

WHEREAS, to present a plan that would allow the Companies to emerge reorganized financially and operationally stronger from the Chapter 11 Cases, FNC, VB and the Company have made their best efforts to find a strategic investor that will provide fresh and significant resources for the successful recovery of the Companies;

WHEREAS, the Investor recognizes the financial efforts of VB and FNC to assist the Companies in continuing to operate their business and acknowledges the strategic importance of having FNC as a local shareholder in Avianca;

WHEREAS, VB has decided to withdraw from the business of Avianca, and FNC has agreed upon request of the Investor to maintain for at least a minimum specified period a minority ownership interest in Avianca;

WHEREAS, FNC and the Investor have entered into a memorandum of understanding dated April 7, 2004, as amended (the "MOU") that in addition to the Investor's letter of May 18, 2004, sets forth the preliminary basic conditions under which the Investor and FNC have agreed to make equity contributions to the Company in order to substantially fund its Plan of Reorganization (as hereinafter defined) and VB has agreed, subject to the terms of VB's Transactions Documents, to the terms of the MOU with respect to the obligations of VB and/or its Affiliates thereunder and the provisions of the MOU applicable thereto;

WHEREAS, VB and FNC have entered into an agreement whereby, on the Effective Date (as hereinafter defined), VB will transfer to the SPVs (as hereinafter defined) all of VB's Equity Interest (as hereinafter defined), VB and FNC will cause the Existing Shareholders

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

(as hereinafter defined) to transfer to the SPVs the Existing Shareholders Equity Interest (as hereinafter defined), and FNC will acquire all of VB's DIP Loan Rights (as hereinafter defined), the latter for a total amount of US $ 6.5 million, without assuming any of VB's Liabilities (as hereinafter defined) (the "VB's Transaction");

WHEREAS, the Investor and FNC have since made substantial changes to their proposal to make investments in the Company in order to fund the Plan of Reorganization;

WHEREAS, the Parties previously entered into an investment agreement dated as of May 31, 2004, setting forth the definitive terms and conditions concerning both the Investor and FNC making investments in the Company and, the Debtors filed a plan of reorganization on July 1, 2004 in accordance with such investment agreement and including certain changes as previously agreed amongst the Parties; and

WHEREAS, the Parties now desire to amend and restate such investment agreement in its entirety and set forth the definitive terms, conditions, and other provisions pursuant to which the Investor will, subject to the confirmation of the Company's Plan of Reorganization (as hereinafter defined) by the Court, make equity and, under certain circumstances, debt investments in the Company, and FNC will, subject to the same conditions, make FNC's Contribution (as hereinafter defined) with the support of the Creditors Committee (as hereinafter defined).

NOW THEREFORE, in consideration of the foregoing and mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend and restate their original investment agreement dated as of May 31, 2004, in its entirety, as follows:

                              ARTICLE I DEFINITIONS

      Section 1.1 Definitions.

      Except as otherwise expressly provided in this Agreement, the following terms shall have the following meanings:

      "Affiliate" shall mean, with respect to any Person, any Person that controls, is controlled by, or is under common control with such Person (it being understood, that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding ownership interests in such other Person, through agreements or otherwise).

      "Application" shall have the meaning assigned to it in Article IX hereof.

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      "Assignment Agreement" shall mean the assignment agreement to be entered into by and among FNC, VB, PrimeOther and the Company pursuant to which VB and PrimeOther assign all of their DIP Loan Rights to FNC, substantially in the form attached hereto as Exhibit A.

      "Avianca" or the "Company" shall have the meaning assigned to it in the preamble of this Agreement.

      "Avianca, Inc." shall mean Avianca, Inc., a company incorporated on April 30, 1958 under the laws of the state of New York, currently a debtor in the Chapter 11 Cases.

      "Bankruptcy Code" shall have the meaning assigned to it in the first whereas clause of this Agreement.

      "Capitalization" shall mean (i) the payment in cash or (ii) the conversion of (x) accounts payable or (y) advanced payments, into equity, upon the subscription for newly issued shares.

      "Chapter 11 Cases" shall have the meaning assigned to it in the first whereas clause of this Agreement.

      "Closing" shall have the meaning assigned to it in Section 8.1 hereof.

      "Closing Date" shall have the meaning assigned to it in Section 8.1 hereof.

      "Closing Shareholders Meeting" shall have the meaning assigned to it in
Section 8.5 hereof.

      "Colombian GAAP" shall have the meaning assigned to it in Section 11.3 hereof.

      "Collateral" shall have the meaning assigned to it in Article IX hereof.

      "Collateral Order" shall have the meaning assigned to it in Article IX hereof.

      "Company's Benefit" shall have the meaning assigned to it in Section 9.2 hereof.

      "Companies" shall have the meaning assigned to it in the first whereas clause of this Agreement.

      "Confirmation Date" shall have the meaning assigned to it in the Plan.

      "Conforming Plan" shall have the meaning assigned to it in Section 6.1 hereof.

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      "Court" shall have the meaning assigned to it in the first whereas clause of this Agreement.

      "Creditors Committee" or "Committee" shall mean the official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code to represent the interests of all creditors holding unsecured claims in the Chapter 11 Cases.

      "Creditors Representative" shall mean (i) before the Closing, the Creditors Committee, and (ii) on and after the Closing a representative appointed by the Creditors Committee; provided that such representative is reasonably acceptable to the Investor, to FNC and to the Company.

      "Debtor in Possession Agreement" or "DIP Agreement" shall mean the Debtor in Possession Loan Agreement entered into by and among the Debtors, FNC and VB (together with PrimeOther as successor to Inversiones Fenicia S.A.), dated March 26, 2003, as modified, amended or supplemented from time to time.

      "Debtor in Possession Loan" or "DIP Loan" shall mean the debtor in possession financing facility made available in the Chapter 11 Cases pursuant to an order or orders of the Court by FNC and VB (together with PrimeOther as successor to Inversiones Fenicia S.A.) to Avianca and Avianca, Inc., and evidenced by the DIP Agreement.

      "Debtors" shall have the meaning assigned to it in the first whereas clause of this Agreement.

      "DIP Loan Rights" shall mean any and all rights in the DIP Loan, excluding the right to collect interest accrued and payable in accordance to the DIP Loan Agreement.

      "Disbursing Agent" shall have the meaning assigned to it in the Plan.

      "Ecopetrol Agreement" shall mean a one year term revolving credit facility in the amount of up to COP$ 6.200.000.000 pursuant to which (a) a trust agreement was established to serve as source of payment and security for the payment obligations incurred by Avianca on account of invoices issued by Exxon Mobil de Colombia S.A. for the purchase of fuel in Colombia for international flights, (b) Ecopetrol will purchase such invoices, without recourse, and (c) the trustee under the trust agreement will pay, 56 days following the purchase of each invoice, the amount of such invoice plus accrued interest for 60 days from the date of the delivery of the fuel described therein.

      "Effective Date" shall have the meaning assigned to such term in the Plan.

      "Effective Date Commitment Fee" shall have the meaning assigned to it in
Section 6.3.1 hereof.

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      "Event of Default" shall have the meaning assigned to such term in Section
10.1 hereof.

      "Exchange Rate" shall mean the Colombian Pesos-to-US Dollars market exchange rate (Tasa Representativa Mercado) as certified by the Colombian Superintendency of Banks for the close of business on any given business day.

      "Excluded Payments" shall have the meaning assigned to it in Section 3.2.3(i) hereof.

      "Execution Date" shall mean the date on which this Agreement is executed by all of the Parties hereto.

      "Existing Shareholders" shall mean Fideicomiso Avianca/Aces - Lloyds 1 ("Lloyds I") and Fideicomiso Avianca/Aces - Lloyds 2 ("Lloyds II", and together with Lloyds I, the "Existing Shareholders"), each a trust that presently own together, in the aggregate, more than 98% of the current outstanding shares of voting ordinary stock of Avianca.

      "Existing Shareholders Equity Interest" shall mean any and all ownership interest owned by the Existing Shareholders in Avianca and SAM, including but not limited to voting ordinary and preferred stock of the Company.

      "Financial Statements" shall mean the most recent unaudited financial statements of the Company and SAM, prepared in accordance with Colombian GAAP.

      "First Investor's Monthly Payment" shall mean the first of the Investor's Monthly Payments in the amount specified in Section 3.1.2(i) hereof.

      "First Investor's Monthly Payment LC" shall have the meaning assigned to it in Article IX.

      "FNC" shall have the meaning assigned to it in the preamble of this Agreement.

      "FNC's Contribution" shall mean the direct or indirect capital contributions to be made by FNC to Avianca pursuant to Section 2.6 hereof.

      "GAAP" shall mean the generally accepted accounting principles consistently applied in any given country, excluding Colombia.

      "Guaranty" means the guaranty agreement of Synergy Group Corp., a company incorporated under the laws of Niue, and Petrosynergy, Inc., a company incorporated under the laws of the Bahamas, as guarantors, in favor of the Company, attached hereto as Exhibit B.

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      "Interests Transfer Agreement" shall mean the agreement executed on July
15, 2004 by and among FNC and VB with respect to the VB's Transaction and attached hereto as Exhibit K.

      "Investment Agreement" shall mean this Agreement as described in its preamble.

      "Investor" shall have the meaning assigned to it in the preamble of this Agreement.

      "Investor's Contribution" shall mean the direct or indirect equity and/or debt investments to be made by the Investor in Avianca pursuant to Section 2.5 hereof.

      "Investor's Monthly Payment" shall have the meaning assigned to it in
Section 2.5 hereof.

      "Letter of Credit" or "LC" shall have the meaning assigned to it in
Section 3.1.6 hereof.

      "Lien" shall mean any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, fiduciary assignment and any security or similar arrangement of any kind or nature whatsoever.

      "Minimum Cash Balance" or "MCB" shall have the meaning assigned to it in
Schedule 1.1 hereof.

      "Non-Disclosure Agreement" shall mean the non-disclosure agreement entered into by and between the Parties, attached hereto as Exhibit C.

      "Note" shall have the meaning assigned to it in Section 3.1.5 hereof.

      "Note Pledge Agreement" shall mean the Note Pledge Agreement executed on April 7, 2004, between Drillpetro Inc. as pledgor and FNC as secured party and attached hereto as Exhibit D-1.

      "Note Pledge Agreement Amendment" shall mean the Note Pledge Agreement Amendment entered into by and between the parties of the Note Pledge Agreement, attached hereto as Exhibit L.

      "Ordinary Stock" means the voting, ordinary stock of Avianca.

      "Outstanding Stock of Restructured Avianca" shall mean all of the outstanding capital stock of Restructured Avianca excluding all stock owned by any Person different from the Investor and its Affiliates and different from FNC and its Affiliates; provided that the SPVs shall be deemed as affiliates of the Investor.

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      "Party" or "Parties" shall have the meaning assigned to it in the preamble of this Agreement.

      "Permitted Liens" shall mean (i) any Lien securing the DIP Loan; (ii) any Lien approved by the Bankruptcy Court, including, without limitation, Liens granted pursuant to a cash collateral and/or debtor-in-possession financing order and Liens granted as adequate protection; (iii) any Lien granted pursuant to any forbearance agreement, or amendment thereto, entered into with respect to the DIP Loan; (iv) mechanics', materialmen's, and similar Liens; (v) Liens for taxes not yet due and payable or for taxes that the taxpayer is contesting through appropriate proceedings; (vi) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (vii) other Liens either
(A) arising in the ordinary course of business that are not incurred in connection with the borrowing of money or (B) that would not materially interfere with the conduct of the business of Avianca or any of its Subsidiaries.

      "Person" shall mean an individual, corporation (including, without limitation, a sociedad anonima), cooperativa, partnership, trust, limited liability company, a branch of any legal entity, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

      "Plan of Reorganization" or the "Plan" shall mean the plan of reorganization under Chapter 11 of the Bankruptcy Code, filed with the Court by the Debtors, and as may be amended from time to time, prepared in accordance with the terms of this Agreement and which will provide, among other things, for restructuring the Debtors' financial obligations, the Investor's making equity and, under certain circumstances, debt investments in the Company, and FNC's making FNC's Contribution, in order for the Debtors to make distributions to their creditors upon terms no less favorable to the Company and the Debtors' creditors than those set forth in the Plan Term Sheet.

      "Pledge Approval" shall have the meaning assigned to it in Section 9.2 hereof.

      "Post-Closing Investor's Monthly Payments" shall mean Investor's Monthly Payments excluding the First Investor's Monthly Payment.

      "Post-Closing Transactions" shall have the meaning assigned to it in
Section 3.2 hereof.

      "PrimeAir" shall mean PrimeAir Ltda., a Colombian sociedad limitada, incorporated by public deed number 4.421 of December 29, 2003, of Notary Public Thirty Five of the notarial circuit of Bogota, as a consequence of the multiple and total split-up of Inversiones Fenicia S.A., Inversiones Bavaria S.A., Inmobiliaria Aguila S.A. and Redes de Colombia S.A.

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      "PrimeOther" shall mean PrimeOther Ltda., a Colombian sociedad limitada, incorporated by public deed number 4.421 of December 29, 2003, of Notary Public Thirty Five of the notarial circuit of Bogota, as a consequence of the multiple and total split-up of Inversiones Fenicia S.A., Inversiones Bavaria S.A., Inmobiliaria Aguila S.A. and Redes de Colombia S.A.

      "Preferred Stock" shall mean all non-voting preferred stock issued by the Company and presently owned by VB and its Affiliates, whether directly or indirectly.

      "Pride International Inc." shall mean Pride International Inc., a Delaware corporation.

      "Put Collateral Agreement" shall have the meaning assigned to it in the Settlors Agreement.

      "Restated Bylaws" shall have the meaning assigned to it in Section 3.1.3 hereof.

      "Restructured Avianca" shall mean Avianca following the Effective Date.

      "SAM" shall mean Sociedad Aeronautica de Medellin Consolidada S.A. - SAM S.A., a Colombian sociedad anonima, incorporated by public deed number 2900 of August 30, 1962 of Notary Seven of the notarial circuit of Medellin, a Subsidiary of Avianca S.A.

      "Second Amendment to the Note Pledge Agreement" shall have the meaning assigned to it in Section 9.3 hereof.

      "Second Note Pledge Agreement" shall mean the second note pledge agreement between Drillpetro Inc., as pledgor, and the Company, as secured party, in substantially the same form and substance as Exhibit D-2 attached hereto.

      "Secured Obligations" shall have the meaning assigned to it in Section 9.1 hereof.

      "Security Agreements" shall mean the Note Pledge Agreement, the Note Pledge Agreement Amendment, the Second Amendment to the Note Pledge Agreement, the Second Note Pledge Agreement, the Guaranty, the First Investor's Monthly Payment LC and the LC, as the case may be, as the same may be amended from time to time.

      "Settlors Agreement" shall mean the settlors agreement to be entered into by and among the Investor and FNC and, as to certain provisions, Avianca, substantially in the form attached hereto as Exhibit E.

      "Seven Year Notes Indenture Trustee" shall have the meaning set forth in the Plan.

      "SPVs" shall mean the two Colombian trust funds (patrimonios autonomos)

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identical in substance and form at all times, created jointly by the Investor and FNC in accordance with the Trust Agreement (as hereinafter defined) and in which, on the Effective Date, the Investor will hold a 75% beneficial ownership and FNC will hold the remaining 25% beneficial ownership.

      "Subsidiary" shall mean with respect to any Person, any Person that is controlled by such Person (it being understood, that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding ownership interests in such other Person, through agreements or otherwise).

      "Transactions" shall have the meaning assigned to it in Article III herein.

      "Transactions at Closing" shall have the meaning assigned to it in Section
3.1 hereof.

      "Transaction Documents" shall mean (i) this Agreement; (ii) the Trust Agreement; (iii) the Settlors Agreement; (iv) the Interests Transfer Agreement;
(v) the Restated Bylaws; (vi) the Assignment Agreement; (vii) the Note; (viii) the Letter of Credit and the First Investor's Monthly Payment LC; (ix) the Non-disclosure Agreement; (x) the Note Pledge Agreement, the Note Pledge Agreement Amendment and the Second Amendment to the Note Pledge Agreement; (xi) the Second Note Pledge Agreement; (xii) the Guaranty; and any document as may be reasonably necessary to complete the Transactions or as may be required for the Plan to be effective on the Effective Date, provided that in any case, such documents shall not substantially change the terms agreed upon herein and in no event shall they change the spirit of the agreement contemplated herein.

      "Trust Agreement" shall mean the trust agreement to be entered into by and between a trust company, FNC and the Investor substantially in the form attached hereto as Exhibit F.

      "US" shall mean the United States of America.

      "VB" shall mean Valores Bavaria S.A., a Colombian sociedad anonima, incorporated by public deed number 3745 of November 27, 1997 of Notary Seven of the notarial circuit of Bogota D.C.

      "VB's Assumed Pension Claims" shall mean VB's undertaking, in accordance with the Interests Transfer Agreement to provide for the payment of the General Pension Claims (as defined in the Plan) arising from the indebtedness of Avianca to ISS (as defined in the Plan) or a private pension fund approved in accordance with Colombian law to hold and manage pensions, on account of Avianca's legal obligation to provide for the payment of the pension benefits to which the 553 individuals identified in said

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Interests Transfer Agreement formerly employed by Avianca as flight attendants or flight engineers and 101 individuals identified in said Interests Transfer Agreement formerly employed by SAM as flight attendants or flight engineers are entitled as a result of their employment by Avianca or SAM, as the case may be, during the period beginning 1968 and ending 1994.

      "VB's DIP Loan Rights" shall mean any and all rights of VB and its Affiliates in the DIP Loan, excluding the right to collect interest accrued and payable in accordance to the DIP Loan Agreement.

      "VB's Equity Interest" shall mean any and all ownership interest owned by VB and its Subsidiaries (including PrimeAir) in Avianca, whether directly or indirectly, including but not limited to ordinary and preferred stock and securities convertible into stock of the Company.

      "VB's Liabilities" shall mean any and all outstanding obligations and liabilities of VB and/or its Subsidiaries in favor of Avianca and/or its Subsidiaries on account of (a) the indebtedness of VB and/or its Subsidiaries under the Contrato de Mutuo (loan agreement), dated December 28, 2001, between Avianca and VB, which indebtedness is secured pursuant to the Contrato de Prenda Abierta con Tenencia de Acciones (pledge agreement) between Avianca and VB, and is guarantied by Bavaria S.A., and (b) the VB's Assumed Pension Claims.

      "VB's Transaction" shall have the meaning assigned to it in the tenth whereas clause hereof.

      Section 1.2 General Interpretive Principles.

      Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement, and references herein to "Articles" or "Sections" refer to Articles or Sections of this Agreement. In the event that any translated versions of this Agreement differ from the English version, the English version shall control. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Any reference to "director" or "directors" shall be deemed to refer to such director or directors or their respective alternates. Except as otherwise specified, references in this Agreement to any "Party" or "Parties" include the successors and permitted assigns of such Party or Parties.

                              ARTICLE II AGREEMENT

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      FNC and the Investor have agreed on a series of transactions that are intended to result in the confirmation of the Plan of Reorganization that in substance contemplates the following agreements:

      Section 2.1 Acquisition by FNC of VB's DIP Loan Rights.

      On the Effective Date, FNC will purchase all of VB's DIP Loan Rights for an aggregate amount of US$ 6.5 million as provided for in the Interests Transfer Agreement and Assignment Agreement, such that upon completion of the acquisition of VB's DIP Loan Rights FNC will be the sole owner and holder of the full US$
18.5 million principal amount of the DIP Loan Rights.

      Section 2.2 Conversion of Preferred Stock into Ordinary Stock.

      At the Closing Shareholders Meeting, VB and FNC shall cause the Existing Shareholders to vote in favor of the conversion of all Preferred Stock of Avianca into Ordinary Stock and VB in its capacity as Preferred Stock holder shall vote and cause PrimeAir, in its capacity as Preferred Stock holder, to vote in favor of such conversion, provided that the effectiveness of such conversion shall be subject to the attainment of the required governmental approvals and the occurrence of the Effective Date.

      Section 2.3 Transfer to the SPVs of the Existing Shareholders Equity Interest and VB's Equity Interest.

      On the Effective Date, VB will transfer to the SPVs all of VB's Equity Interest for an aggregate amount of US$ 100 and VB and FNC shall cause the Existing Shareholders to transfer to the SPVs all of the Existing Shareholders Equity Interest for an aggregate amount of US$ 100.

      Section 2.4 Payment to FNC.

      The Investor acknowledges FNC's efforts, costs and expenses in negotiating and structuring the transactions set forth herein and acknowledges the strategic importance of maintaining FNC as a local Colombian shareholder, directly or indirectly, in Avianca, and in recognition thereof Investor will pay to FNC on the second anniversary of the Closing, as consideration for such efforts, agreements and incurrence of costs and expenses, US$ 5 million in accordance with the terms of the Note.

      Section 2.5 Investor's Contribution.

      The Investor or an Investor's Affiliate, indirectly through the SPVs, will provide pursuant to the terms of this Agreement US$ 44.5 million to fund the Plan and will receive, on the Effective Date, as consideration therefore, a beneficial ownership of 75% of the

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Outstanding Stock of Restructured Avianca, under the terms and conditions set forth in this Agreement. The Investor's Contribution shall be made in an initial and subsequent monthly payments as provided in the Plan Term Sheet (each such payment an "Investor's Monthly Payment").

      Section 2.6 FNC's Contribution.

      FNC, indirectly through the SPVs and subject to VB performing its obligations under the Interests Transfer Agreement and the Assignment Agreement, will capitalize Avianca with US$ 18.5 million by conversion to Ordinary Stock of the total principal amount of the DIP Loan, and will receive, on the Effective Date, as consideration therefore, a beneficial ownership of 25% of the Outstanding Stock of Restructured Avianca, all on the terms and under the conditions set forth in this Agreement.

                            ARTICLE III TRANSACTIONS

      The Parties hereby agree, on the terms and subject to the conditions set forth in this Agreement, to enter into the following transactions (the "Transactions"):

      Section 3.1 Transactions at Closing.

      The Parties hereby agree to enter into the following transactions on the Closing Date (the "Transactions at Closing").

3.1.1 Formation and funding of the SPVs.

      (i) The Investor, directly or through an Investor's Affiliate, and FNC will enter into the Trust Agreement, pursuant to which the parties thereto, on the terms and subject to the conditions set forth therein, will form the SPVs in which, on the Effective Date, the Investor, directly or indirectly, will hold 75% of the beneficial ownership of the SPVs and FNC will hold the remaining 25% of the beneficial ownership of the SPVs; provided that the SPVs shall mirror each other in substance and form at all times.

      (ii) The Investor, or an Investor's Affiliate, will pay the Companies, for the account of the SPVs, in equal parts and in immediately available funds, the First Investor's Monthly Payment. As security for such obligation, and all other Secured Obligations, the Investor delivered to the Company the First Investor's Monthly Payment LC and may deliver, on or prior to Closing, the LC.

      (iii) FNC will effectively assign all of the DIP Loan Rights to the SPVs in equal parts.

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3.1.2 Initial contribution to and share issuance of Avianca.

      (i) The SPVs will contribute to Avianca all of the DIP Loan Rights and the aggregate amount of the First Investor's Monthly Payment (US$ 9,821,429), in immediately available funds converted to Colombian Pesos at the Exchange Rate in force on the business day immediately prior to Closing Date, and at the Closing Avianca shall pay all accrued interest on the DIP Loan owed to VB and FNC.

      (ii) In consideration of the initial contribution described in item (i) above, Avianca, subject to the attainment of all required governmental approvals, will issue to the SPVs, at a COP$ 0.01 face value plus COP$ 0.99 surplus, the amount of ordinary shares resulting from dividing the aggregate amount (expressed in Colombian Pesos) of the US $28,321,429 initial contribution by the face value of one ordinary share of Avianca plus COP$ 0.99, as determined in the Restated Bylaws, provided that FNC and VB shall cause the Existing Shareholders to vote in favor of issuing such ordinary shares without applying any preemptive rights agreed in the Restated Bylaws of the Company, pursuant to resolutions adopted by the board of directors of Avianca, and, provided, further, that such amount of shares, together with all of the shares of Avianca capital stock transferred to the SPVs pursuant to Sections 2.3 and 3.1.7 hereof, will represent 100% of the Outstanding Stock of Restructured Avianca on the Effective Date.

      (iii) The Parties recognize that, in accordance with applicable provisions of the Bankruptcy Code, to effectuate the transactions described herein a plan of reorganization would typically provide for the cancellation of the shares of ordinary and preferred stock of Avianca not constituting Outstanding Stock of Restructured Avianca and issue 100% of the equity securities of Restructured Avianca to the SPVs on account of their initial contribution described in item
            (i) above. However, applicable Colombian law prohibits the cancellation of all interests of the old equity and for that reason the Plan shall achieve the functional equivalent by allowing the shareholders of Avianca, excluding the Existing Shareholders, to retain a less than approximately 0.01% interest in Reorganized Avianca represented in the same number of ordinary shares as owned by such shareholders immediately before the Effective Date, provided that the Existing Shareholders and VB shall transfer the Existing Shareholders Equity Interest and VB's Equity Interest, respectively, in accordance with Sections 2.3 and 3.1.7 hereof.

      (iv) The Parties acknowledge that as a result of the transactions described in (i) and (ii) above the SPVs shall hold approximately 99.9% of the outstanding Ordinary Stock of the reorganized Company and agree to take all actions

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            required to obtain this result.

3.1.3 Restated Bylaws of Avianca. The amended and restated bylaws of Avianca (the "Restated Bylaws") to be adopted during the Closing Shareholders Meeting by the Existing Shareholders, substantially in the form attached hereto as Exhibit H, shall be in full force and effect, provided that such Restated Bylaws conform to the Plan and, provided further that such Restated Bylaws include a proviso whereby the Company will not issue nonvoting capital stock.

3.1.4 Settlors Agreement. The Investor and FNC and, as to certain provisions Avianca, shall enter into the Settlors Agreement and such other arrangements provided for therein, including but not limited to, the Put Collateral Agreement (as defined therein).

3.1.5 Delivery by the Investor to FNC of a two-year maturity term US$ 5 million note. The Investor shall deliver as security for the Investor's obligation to pay US$ 5 million to FNC as set forth in Section 2.4 hereof, a two-year maturity term US$ 5 million note, substantially in the form attached hereto as Exhibit I (the "Note"), issued by a Synergy Group entity satisfactory to FNC, which satisfaction shall be based upon the legal and financial condition of such Synergy Group entity, provided that in any case, at least Maritima Petroleo e Engenharia Ltda. and/or the Investor shall execute the Note as joint and several obligors thereunder.

3.1.6 Delivery of the LC to Avianca. The Investor shall deliver to Avianca an irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit J and such other documents provided for therein, issued by Safra National Bank of New York or another commercial bank acceptable to the Company, FNC and the Creditors' Representative, for the benefit of the Company and FNC, as their interests may appear, but enforceable by the Company, FNC or the Creditors' Representative, for a total amount of US$
      30.5 million to secure the performance of the Investor's Monthly Payments (the "Letter of Credit" or "LC"). The Company agrees, for the benefit of its general unsecured creditors provided for by the Plan, not to release, terminate or otherwise modify the terms of the LC in any way that could adversely affect the prospects of enforcing the full performance of the Investor's Monthly Payments by recourse to the LC. If the LC is provided prior to Closing it shall also secure the Secured Obligations.

3.1.7 Conversion of Preferred Stock of Avianca into Ordinary Stock and transfer of other equity interests in Avianca and SAM.

      (i) The conversion of Preferred Stock of Avianca into Ordinary Stock agreed in Section 2.2 above and approved by the Existing Shareholders, VB and PrimeAir during the Closing Shareholders Meeting shall become effective, provided that the required governmental approvals have been obtained;

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      (ii)  As agreed in Section 2.3 above, FNC and VB shall cause the Existing
            Shareholders to transfer to the SPVs and FNC and the Investor shall cause the SPVs to buy, for a total consideration of US$ 100, on the terms and subject to the conditions set forth herein, the Existing Shareholders Equity Interest; and

      (iii) As agreed in Section 2.3 above, VB shall transfer to the SPVs all of VB's Equity Interest for a total consideration of US$ 100.

      Section 3.2 Post Closing Transactions.

      The Parties hereby agree that, after Closing and subject to the conditions set forth in this Agreement, they shall enter into the following post-closing transactions (the "Post-Closing Transactions").

3.2.1 Post-closing funding of the SPV. The Investor will fund on a monthly basis the SPVs, in accordance with the following terms and conditions:

      (i) The Investor, directly or through an Investor's Affiliate will fund the SPVs in the amount required for them to pay, in equal parts and in immediately available funds, converted to Colombian Pesos at the Exchange Rate in force on the business day immediately prior to the day on which payment is received, the Post-Closing Investor's Monthly Payments, provided that, if permitted by applicable law, the funds shall be delivered by the Investor directly to Avianca but on behalf of the SPVs.

      (ii) Such Post-Closing Investor's Monthly Payments will be invested in Avianca in the form of equity or in the form of Subordinated Debt (as defined in the Plan Term Sheet and the Plan) in the respective amounts, provided for in the Plan Term Sheet and the Plan.

3.2.2 Post-closing contributions to and share issuances by Avianca.

      (i) The Investor and FNC shall take all actions necessary to cause the SPVs to contribute to Avianca all of the Post-Closing Investor's Monthly Payments, in immediately available funds, and for such purpose:

            (a) Avianca shall record the payments received as prepaid capital contribution as an account denominated `advanced payment for the future subscription of shares' (deposito para futura suscripcion de acciones), and the payments received as Subordinated Debt as an account payable (cuenta por pagar).

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            (b)   Every six months FNC and the Investor shall cause the SPVs to cause Avianca to, subject to the required governmental approvals, authorize the Capitalization of the aggregate amount recorded as advanced payment for the future subscription of shares in favor of the SPVs.

      (ii)  In consideration of the post-closing contributions described in item
            (i) above, Avianca will issue at a COP$ 0.01 face value plus COP$
            0.99 in capital surplus the amount of ordinary shares resulting from dividing the aggregate amount of the post-closing contributions by the COP$ 0.01 face value of one ordinary share of Avianca plus COP$
            0.99 in capital surplus, as determined in the Restated Bylaws, without preemptive rights, pursuant to regulations adopted by the board of directors of Avianca.

3.2.3 Post-closing reduction of the Letter of Credit.

      (i) The amount of the Letter of Credit shall be effectively reduced by the amount and at the time (or promptly thereafter) of any disbursement received by the Company of an Investor's Monthly Payment in accordance with the agreements set forth in Section 3.2.1(i) hereof; provided that from the First Investor's Monthly Payment and the 13 subsequent Investor's Monthly Payments the amount of US $ 321,429 per month shall be excluded for the purpose of reducing the LC (collectively, the "Excluded Payments"). The Investor's maximum liability under the LC and the beneficiaries' maximum aggregate benefit from the LC shall never exceed the original amount of the LC minus the total payments made pursuant to
            Section 3.2.2 hereof with respect to the Post-Closing Investor's Monthly Payments, but excluding therefrom all of the Excluded Payments, as agreed herein.

      (ii) The Parties agree that after Closing the Investor may propose in writing and provide an alternative collateral structure to replace the LC or a portion thereof, subject to the Company, FNC and the Creditors' Representative agreeing to such alternative collateral structure, and provided further that such alternative collateral structure results in the performance of the Investor's Monthly Payments being fully secured by either (1) the unconditional obligation of a Person whose creditworthiness is at least as strong as the creditworthiness of the issuer of the LC on the Closing Date or on the date of the agreement to the alternative, whichever is higher, or (2) the grant of a security interest in securities issued by a governmental entity or other Person whose creditworthiness is at least as strong as the creditworthiness of the issuer of the LC on the Closing Date or on the date of the agreement to the alternative, whichever is higher; and further provided in either case that such alternative collateral is at least as liquid and as easily convertible to cash as the LC.

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                ARTICLE IV DELIVERIES AND PRE-CLOSING COVENANTS

      Section 4.1 Deliveries of Investor before Execution Date.

      The Investor, before the Execution Date, has delivered to the Company and
FNC:

4.1.1 The Guaranty;

4.1.2 The Note Pledge Agreement, as amended;

4.1.3 The Second Note Pledge Agreement and all instruments and other documents, required by its terms, including the note pledged thereunder;

4.1.4 The Non-Disclosure Agreement; and

4.1.5 The First Investor's Monthly Payment LC.

      Section 4.2 Pre-closing covenants.

      The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier to occur of (x) the termination of this Agreement in accordance with its terms and (y) the Closing:

4.2.1 Actions. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transactions contemplated by this Agreement, including the attainment of the required waivers from the nations who are parties to the bilateral agreements entered into by Colombia with other countries including the US, Spain, Mexico and Brazil and from which Avianca derives its rights to fly international routes (it being understood that obtaining such waivers shall not be a condition to Closing), and with respect to the Company, subject to receiving higher or better offers and to compliance with applicable bankruptcy law.

4.2.2 Access.

      (i) The Company shall permit representatives of the Investor to have reasonable access during regular business hours and upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to each of the Company and its Subsidiaries. The Investor hereby acknowledges and agrees that neither the Investor nor any of its

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            representatives will have access to documents, contracts or other information subject to confidentiality agreements or other obligations for the benefit of third parties unless the Company is able to obtain the consent of any such third party (which the Company shall use commercially reasonable efforts to obtain).

      (ii) From the date hereof through the earlier of termination hereof and the Effective Date, the Company shall use its commercially reasonable efforts to cause its external auditor (revisor fiscal) and the external auditor of each of its Subsidiaries and, to the extent any other Person is controlled directly or indirectly by the Company, of each such other Person, to afford the Investor (or its representatives), reasonable access to the audit work papers and other records of each such firm relating to the Company, its Subsidiaries and any of such Persons, subject to the Investor executing any agreement reasonably required by the external auditor of the Company or its Subsidiaries.

      (iii) From the date hereof until the earlier to occur of termination hereof and the Effective Date of the Plan:

            (a) The Company's senior management shall meet with the Investor's representatives, as reasonably requested by the Investor, to discuss the Company's performance and to inform the Investor of pending or proposed transactions (including claims resolutions) involving the Company, its Subsidiaries or any other Person controlled by the Company which could have a material effect on the assets or liabilities of the Company, any of its Subsidiaries or any such controlled Person.

            (b) The Company shall include the Investor on the service list in the Chapter 11 Cases such that all pleadings it files in the Bankruptcy Court shall be served upon the Investor.

4.2.3 Notice of Developments. Each Party will give prompt written notice to the other of any event that would render untrue any of its own representations and warranties hereunder.

4.2.4 Conduct of Business. Except with the prior written consent of the Investor and, if required, approval thereof after notice and hearing, by order of the Court in the Chapter 11 Cases, to the extent any such action is outside the ordinary course of business, and subject to all requirements of all applicable laws (including, but not limited to, fiduciary duties imposed thereunder), each of the Debtors will conduct its business in the ordinary course consistent with industry standard practices in all material respects and will not take any action that would adversely affect or materially delay the ability of the Parties to obtain any necessary approvals for the

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      transactions contemplated hereby or to perform its covenants under this
      Agreement or to consummate the transactions contemplated hereby. Notwithstanding anything contained herein or otherwise, any and all rights of FNC and VB as beneficial owners of the Existing Shareholders with respect to the actions set forth in this paragraph 4.2.4 are expressly reserved. Without limitation of the generality of the foregoing, each of the Debtors shall not take any of the following actions without the prior written consent of the Investor and, if required, approval thereof, after notice and hearing, by order of the Court in the Chapter 11 Cases:

      (i) amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement;

      (ii) acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any, or increase any existing, equity interest in any person not a Subsidiary (whether through a purchase of stock, establishment of a joint venture or otherwise);

      (iii) assume or reject any executory contract or unexpired lease under which Avianca's future obligations will exceed US$ 100,000, to which the Investor and/or FNC has filed with the Court a written objection which has not been withdrawn by the date of entry of the order authorizing the assumption or rejection of such contract or lease;

      (iv) other than as disclosed on Schedule 4.2.4(iv), (a) sell, exchange, license or otherwise dispose of any of its real properties or other material assets, except for sales of inventory in the ordinary course of business, (b) enter into any new joint ventures or similar projects, (c) enter into any new real estate development projects,
            (d) enter into any new licenses, leases or other material agreements or understandings other than in the ordinary course of business or
            (e) mortgage any of its real properties or other assets except for Permitted Liens; provided that nothing set forth in this Section 4.2.4(iv) shall prevent Avianca from (a) entering into licenses, leases or subleases for which Avianca is the licensor, lessor or sublessor, respectively, or (b) transferring real property in connection with condemnation proceedings and easement agreements in the ordinary course of business;

      (v) change its methods of accounting, except as required by changes in applicable GAAP; or change any of its methods of reporting income and deductions for tax purposes from those employed in the preparation of the tax returns for the last full taxable year, and except for future amendments of those tax returns to correct immaterial mistakes or as required by changes in law or regulation or as may be required in connection with the Chapter 11 Cases;

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      (vi)   (a) incur any additional indebtedness for borrowed money in excess of US$ 5 million in the aggregate plus any amounts permitted by the Ecopetrol Agreement, or (b) make any loans, advances or capital contributions to, or investments in, any Person (excluding any Subsidiary), except for reimbursable business expenses in accordance with customary procedures of the Company;

      (vii) (a) terminate the employment of any executive officer of the Company other than for cause, or (b) except pursuant to agreements in effect on the date hereof (A) enter into any new employment agreement with any existing director or executive officer without the consent of the Investor, which consent shall not be unreasonably withheld, (B) grant to any current or former director or executive officer of Avianca or its Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (C) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (D) amend, adopt or terminate any employment, deferred compensation, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (E) amend, adopt or terminate any employee benefit plan, except as may be required to retain qualification of any such plan under applicable law, provided that with respect to any transaction within the scope of this subsection (vii) the Investor's consent shall not be unreasonably withheld;

      (viii) other than as disclosed on Schedule 4.2.4(viii),enter into any new agreement or amend any existing agreement containing a non-competition, geographical restriction or similar covenant, in each case in a manner materially adverse to the Investor or Avianca as it is to be reorganized under the Conforming Plan; or

      (ix)   agree to take any of the foregoing actions.

                        ARTICLE V POST-CLOSING COVENANTS

      The Parties agree as follows with respect to the period following the Closing and until all obligations of the Parties hereunder are fulfilled:

      Section 5.1 Investor's post-closing covenants.

      The Investor:

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5.1.1 Shall make each of the Investor's Monthly Payments when and in the amount due.

5.1.2 Shall provide the Subordinated Debt (as defined in the Plan Term Sheet) to the Company on the terms contained in the Plan Term Sheet.

5.1.3 Shall vote in favor of and shall cause the SPVs to vote in favor of all decisions required for the implementation of all required Capitalizations provided for hereunder.

5.1.4 Shall pay, on the second anniversary of Closing and upon presentation for payment of the Note by FNC or any assignee thereof, the total amount provided for therein.

5.1.5 Shall comply in all respects with any and all of its obligations under the Transactions Documents in accordance to the terms thereof.

      Section 5.2 FNC's post-closing covenants.

      FNC:

5.2.1 Shall vote its interests in the SPVs in favor of all decisions required for the implementation of all required Capitalizations provided for hereunder.

5.2.2 Shall comply in all respects with any and all of its obligations under the Transactions Documents in accordance to the terms thereof.

      Section 5.3 Creditors to benefit from covenants.

      The Investor and FNC acknowledge and agree that their obligations under this Article V are intended to benefit the general unsecured creditors of Avianca provided for in the Plan, who shall be third party beneficiaries hereunder. The Investor's and FNC's obligations under this Article V shall be irrevocable and unconditional and may not be modified, with or without the agreement of the Company, as long as any obligations under the Plan to said general unsecured creditors remain outstanding.

                  ARTICLE VI AVIANCA'S PLAN OF REORGANIZATION

      Section 6.1 Plan of reorganization.

      Subject to the provisions of Section 6.4 and Article X hereof, from the date of this Agreement, the Parties agree to use commercially reasonable efforts to consummate a plan of reorganization for the Debtors conforming to the provisions of this Agreement and such further amendments as may be agreed among all the Parties which shall include the following and in all other areas be substantially in accordance with the amended Plan that is

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to be filed on July 16, 2004 (such Plan or such Plan as amended, a "Conforming
Plan"):

6.1.1 A provision requiring VB to perform and to continue to perform VB's Liabilities.

6.1.2 Subject only to VB's assumption of and continuing liability for the VB Liabilities, the Conforming Plan will provide for releases of FNC, VB and their directors, officers, employees, agents, affiliates, etc. by, through or under Avianca and the Reorganized Debtor, and by the creditors of the Companies, in the broadest form permissible in the Southern District of New York.

6.1.3 Except as provided for in Article XI hereof, no provision for the Existing Shareholders, FNC, VB or the Companies to give any representations and warranties or indemnities relating to the business and operations of the Companies or SAM.

      Section 6.2 Commercially reasonable efforts.

      Subject to the provisions of Section 6.1, the Parties agree to use their commercially reasonable efforts to work with the Committee to reach agreement on a consensual Plan for the Companies.

      Section 6.3 Effective Date Commitment Fee; Substantial Contribution
Waiver.

6.3.1 Effective Date Commitment Fee.

      The Parties agree that the Company shall pay to the Investor no later than the Effective Date a commitment fee of US$ 2.1 million (the "Effective Date Commitment Fee") in consideration of the Investor's agreements and undertakings hereunder. Additionally, the Company hereby acknowledges and agrees that it will pay directly or reimburse the Investor in respect of any and all fees or charges of any issuing bank(s) incurred prior to the Effective Date in respect of any letter(s) of credit furnished by the Investor hereunder (in which case Avianca shall be responsible for the fee for the period from the issuance of the letter of credit to the Effective Date and the Investor shall be responsible for the fee for the remaining term of the letter of credit).

6.3.2 Contribution Waiver.

      The Investor (subject to, and expressly conditioned upon receipt of the Effective Date Commitment Fee), FNC, VB and PrimeOther, on their own behalf and on behalf of their professional advisors, acknowledge that upon the Effective Date of the Plan they agree to waive any right to reimbursement of their expenses, including without limitation any claim under Sections 1129(a)(4), 503(b)(3)(D) and 503(b)(4) of the Bankruptcy Code.

      Section 6.4 Competing proposals.

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      Avianca, FNC and VB, agree that upon approval by the Court of Avianca's duties and obligations under this Section 6.4, except for actions required to be taken to comply with their fiduciary duties under applicable laws, they will not, and that they will cause their respective Affiliates, agents, advisors and any other person acting at their direction not to, directly or indirectly, solicit offers, inquiries or proposals for any transactions which would render impossible or impractical the transactions contemplated in this Agreement and the terms contained herein (any such offer, inquiry or proposal a "Competing Proposal"). Notwithstanding the foregoing, in accordance with their fiduciary duties under applicable laws, Avianca, FNC and/or VB, may provide information to any party requesting information for the purpose of submitting a proposal that in the opinion of Avianca's board of directors may result in a transaction that is superior to the transaction outlined in this Agreement. Avianca agrees to notify the Investor within twenty four (24) hours of the receipt of a Competing Proposal and acknowledges its obligation to pay a break-up fee pursuant to the conditions approved by the Court. The Parties acknowledge that enforcement of the obligations under this Section 6.4 shall be subject to the Court's exclusive jurisdiction.

                        ARTICLE VII CONDITIONS PRECEDENT

      Section 7.1 Substantially Simultaneous Consummation.

      The obligations of each Party to consummate any Transaction shall be subject to the substantially simultaneous consummation of each other Transaction.

      Section 7.2 Conditions to the Investor's obligations.

      The obligations of the Investor to consummate the Transactions shall be subject to the satisfaction or waiver on or prior to Closing of the following conditions:

7.2.1 Representations and Warranties. All representations and warranties made in this Agreement and the other Transaction Documents by each other Party hereto and thereto shall be true and correct in all material respects, at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of such time or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

7.2.2 Performance. Each other Party shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be complied with and performed by such other Party at or before the Closing.

7.2.3 Confirmation of the Plan. The Plan shall have been confirmed by the Court.

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7.2.4 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing consummation of any of the transactions contemplated hereby shall be in effect.

      Section 7.3 Conditions to FNC's Obligations.

      The obligations of FNC to consummate the Transactions shall be subject to the satisfaction or waiver on or prior to Closing of the following conditions:

7.3.1 Representations and Warranties. All representations and warranties made in this Agreement and the other Transaction Documents by each other Party hereto and thereto shall be true and correct in all material respects, at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of such time or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

7.3.2 Performance. Each other Party shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be complied with and performed by such other Party at or before the Closing.

7.3.3 Agreements by VB and PrimeOther. VB and PrimeOther shall have executed, delivered and performed its obligations under the Assignment Agreement and VB shall have executed, delivered and performed the obligations under the Interests Transfer Agreement that are due on or prior the Effective Date.

7.3.4 Confirmation of the Plan. The Plan shall have been confirmed by the Court.

7.3.5 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing consummation of any of the transactions contemplated hereby shall be in effect.

      Section 7.4 Conditions to the Company's Obligations.

      The obligations of the Company to consummate the Transactions shall be subject to the satisfaction or waiver on or prior to Closing of the following conditions:

7.4.1 Representations and Warranties. All representations and warranties made in this Agreement and the other Transaction Documents by each other party hereto and thereto shall be true and correct in all material respects, at and as of the time when made, and at and as of the time of the Closing as though such representations and warranties were made at and as of such time or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of

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      such earlier date.

7.4.2 Performance. Each other Party shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be complied with and performed by such other Party at or before the Closing.

7.4.3 Confirmation of the Plan. The Plan shall have been confirmed by the Court.

7.4.4 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing consummation of any of the transactions contemplated hereby shall be in effect.

                              ARTICLE VIII CLOSING

      Section 8.1 Closing.

      Unless this Agreement shall have been terminated, the closing of the Transactions set forth in Section 3.1 hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP in 767 Fifth Avenue, New York, New York or at such other place that the Parties may agree, five (5) days after receipt of written notice from the Company, provided that all of the conditions to the Closing set forth in Article VII hereof (other than those requiring action by the Investor) have been satisfied or waived (other than those that by their terms cannot be satisfied prior to the Closing, but subject to the fulfillment or waiver of such conditions at the Closing) (the actual date being herein called the "Closing Date").

      Section 8.2 Closing Deliveries of the Investor.

      At the Closing, the Investor shall:

8.2.1 Execute and deliver, or cause to be executed and delivered, the following documents and instruments:

      (i) Resolutions of the board of directors of the Investor directing and authorizing the Investor to take such steps as are reasonably necessary to effect the Transactions;

      (ii)  The Trust Agreement;

      (iii) The Settlors Agreement and the Put Collateral Agreement;

      (iv)  The Note;

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      (v)   The Letter of Credit; and

      (vi) An opinion of Investor's counsel as to matters set forth in Exhibit G-1.

      (vii) All other documents required to be executed and all other payments required to be made on the Effective Date by the Investor pursuant to the Plan.

8.2.2 Disburse the First Investor's Monthly Payment.

8.2.3 Take such other steps as the Investor and the other Parties to this Agreement mutually agree to be reasonably necessary to effect the Transactions.

      Section 8.3 Closing Deliveries of FNC.

      At the Closing, FNC shall:

8.3.1 Execute and deliver, or cause to be executed and delivered, the following documents and instruments:

      (i) Resolutions of the executive committee of FNC authorizing FNC to take such steps as are reasonably necessary to effect the Transactions;

      (ii)  The Interests Transfer Agreement;

      (iii) The Trust Agreement;

      (iv)  The Settlors Agreement and the Put Collateral Agreement;

      (v)   The Assignment Agreement; and

      (vi)  An opinion of FNC's counsel as to matters set forth on Exhibit G-2.

      (vii) All other documents required to be executed on the Effective Date by FNC pursuant to the Plan.

8.3.2 Capitalize the DIP Loan Rights by contributing the DIP Loan Rights to the Company, on behalf of the SPVs, in consideration of the issuance of stock pursuant to Section 3.1.2 hereof.

8.3.3 Return to the Investor the Collateral (with the sole exceptions of the Guaranty and of the LC, if delivered prior to Closing) that is then in the possession, custody, or control of FNC.

8.3.4 Take such other steps as the Investor and the other Parties to this Agreement

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      mutually agree to be reasonably necessary to effect the Transactions.

      Section 8.4 Closing Deliveries of the Company.

      At the Closing, the Company shall:

8.4.1 Execute and deliver, or cause to be executed and delivered, the following documents and instruments:

      (i) Resolutions of the board of directors of the Company directing and authorizing the Company to take such steps as are reasonably necessary to effect the Transactions;

      (ii)  The Assignment Agreement;

      (iii) The Settlors Agreement;

      (iv)  All required governmental approvals; and

      (v) All other documents required to be executed and payments to be made on the Effective Date by the Company pursuant to the Plan.

8.4.2 Return to the Investor the Collateral (with the sole exceptions of the Guaranty and of the LC if delivered prior to Closing) that is then in the possession, custody, or control of the Company.

8.4.3 Take such other steps as the Company and the other Parties to this Agreement mutually agree to be reasonably necessary to effect the Transactions.

      Section 8.5 Closing Shareholders Meeting of Avianca.

      No later than on the date that is ten (10) business days after the Confirmation Date, the Company shall hold a shareholders meeting and at said shareholders meeting the Existing Shareholders shall make all the decisions required to effect all Transactions at Closing (the "Closing Shareholders Meeting"); provided that all relevant decisions shall be made subject to the occurrence of the Effective Date and to the obtainment of all governmental approvals.

                       ARTICLE IX PERFORMANCE ASSURANCES

      The Investor has secured and agrees to further secure its obligations provided for in Articles III, IV and VIII of this Agreement and this Article IX
(i) by furnishing to the Company the Guaranty on May 31, 2004, (ii) by pledging a US$ 20 million promissory

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note made to the order of an Affiliate of the Investor by Pride International
Inc. on the terms of the Note Pledge Agreement, the Note Pledge Agreement Amendment, and the Second Amendment to the Note Pledge Agreement, (iii) by granting a security interest in a US$ 15 million promissory note made to the order of an Affiliate of the Investor by Pride International Inc. all on the terms of the Second Note Pledge Agreement, (iv) by furnishing on or before June 30, 2004 an irrevocable letter of credit for the benefit of the Company for a total amount of US$ 9.5 million (the "First Investor's Monthly Payment LC") (collectively the "Collateral"), on the terms set forth below.

      In the event the LC is delivered prior to Closing, the LC shall be deemed part of the Collateral and also secure the Secured Obligations.

      If prior to the Closing (i) Avianca or (ii) FNC or (iii) the Creditors Committee file a motion or other pleading (an "Application") with the Court seeking payment under the First Investors Monthly Payment LC or the LC (or any other letter of credit provided in substitution thereof as applicable) as a result of the Investor's purported default hereunder, and the Court has not issued an order determining whether the Investor is in default of its obligations hereunder (a "Collateral Order"), then at any time there is 10 days or less before the expiration date of any letter of credit provided by the Investor, US$ 20 million may be drawn under the letter of credit without the issuance of a Collateral Order and the proceeds placed into escrow with the Court until the Court enters a Collateral Order directing the disbursement of such proceeds, at which time such proceeds shall be promptly disbursed in accordance with the Collateral Order.

      Section 9.1 Secured Obligations.

      The Investor, on the date hereof, agrees that, until and pending the Closing, the Collateral shall secure the fulfillment of all its obligations as set forth in Articles III, IV and VIII of this Agreement and this Article IX (all such obligations being the "Secured Obligations").

      Section 9.2 Company's Benefit.

      The Parties agree, on the terms set forth hereinafter, that upon the occurrence of any Event of Default with respect to the Investor occurring prior to Closing, the Company and/or FNC may foreclose or otherwise realize upon any and all of the Collateral; and in such event, FNC and the Company agree that an amount not to exceed US$ 20 million of the proceeds of any and all of the Collateral will all inure to the benefit of the Company and the lenders under the DIP Agreement as follows: (i) the first US$ 18.5 million to the payment of the DIP Loan; and as a consequence discharge the Company's obligations under the DIP Loan in the amount paid, and (ii) the next US$ 1.5 million to the payment to the Company, (collectively, the "Company's Benefit").. To the extent FNC and/or the Company receives proceeds in excess of US$ 20 million, any and all amounts in excess of US$ 20 million shall promptly be returned by FNC and/or the Company, as the case may

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be, to the Investor. The Company's entitlement to the Company's Benefit is subject to the Court's approval (the "Pledge Approval") of the pledge of the Company's Benefit as security for the DIP Loan, and if the Pledge Approval is not received, then the Company shall not be entitled to the Company's Benefit; provided, however, that FNC agrees to credit the principal amount due under the DIP Loan dollar for dollar for the first US$ 18.5 million of any and all of the Collateral collected and any excess of the Collateral collected will inure to the exclusive benefit of FNC as partial consideration for its expenses incurred in connection with the Transaction. FNC acknowledges that the Creditors Committee disputes FNC's entitlement to proceeds in excess of US$ 18.5 million in the event Pledge Approval is not obtained, and reserves its rights with respect thereto.

      Section 9.3 Company's Benefit pledge.

      The Parties agree that, subject to the Pledge Approval, the Company hereby pledges the Company's Benefit to FNC, VB and PrimeOther, as their interests may appear, as security for the DIP Loan. Subject to the Pledge Approval, the Company hereby authorizes FNC, as pledge agent, to apply such proceeds, when received by FNC, exclusively to repay the DIP Loan on the terms set forth in the DIP Agreement or as agreed amongst the lenders of the DIP Loan, pursuant to the Note Pledge Agreement Amendment attached hereto as Exhibit L and the Second Amendment to the Note Pledge Agreement, to be entered into substantially in the form attached hereto as Exhibit M (the "Second Amendment to the Note Pledge Agreement").

      Section 9.4 Delivery of the Collateral upon termination of the Agreement.

      Should this Agreement terminate pursuant to Section 10.2 hereof and provided that such termination was not due to an Event of Default by the Investor, the Collateral will be returned to the Investor as soon as practicable but in no event later than 2 days after such termination. The Collateral shall be returned at FNC's offices in New York, New York unless otherwise agreed by the Parties. Notwithstanding any other provision of this Agreement, no Collateral, guaranty, letter of credit or other security provided by the Investor or any Affiliate of the Investor in respect of any obligation under this Agreement shall be foreclosed upon, drawn down or otherwise realized upon prior to the occurrence of an Event of Default with respect to the Investor.

      Section 9.5 Delivery of the LC.

9.5.1 Delivery of the LC prior to Closing. If the Investor delivers prior to closing the LC in accordance with Section 3.1.6 hereof, then (i) the LC shall be deemed part of the Collateral and secure the Secured Obligations, and (ii) the Collateral (other than the Guaranty, the First Investor's Monthly Payment LC and the LC) shall be returned to the Investor at FNC's offices in New York, New York as soon as practicable but in no event later than 2 days after delivery of the LC, unless otherwise agreed by the Parties. At the Investor's discretion, however, it may provide to the Company prior

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      to the Closing, instead of the LC, an irrevocable stand-by letter of credit, substantially in the form attached hereto as Exhibit J and such other documents provided for therein, issued by a commercial bank acceptable to the Company, FNC and the Creditors' Representative, for the benefit of the Company and FNC, but enforceable by the Company, FNC or the Creditors' Representative, for a total amount of US$ 40 million to secure the Secured Obligations and to secure, from the Effective Date, the performance of the Investor's Monthly Payments thereafter, in which case, the Collateral (other than the Guaranty) shall be returned to the Investor at FNC's offices in New York, New York as soon as practicable but in no event later than 2 days after delivery of the LC, unless otherwise agreed by the Parties. In the event the substitute US$ 40 million stand-by letter of credit is delivered prior to Closing, such substitute letter of credit shall become the LC.

9.5.2 Delivery of the LC on Closing. If the LC has not been delivered by the Investor prior to Closing, on such date the Investor shall provide the LC in accordance with Section 3.1.6 hereof. Upon delivery of the LC, the Collateral, excluding the Guaranty, the First Investor's Monthly Payment LC and the LC, shall be returned to the Investor at FNC's offices in New York, New York as soon as practicable but in no event later than 2 days after delivery of the LC, unless otherwise agreed by the Parties.

      Section 9.6 First Investor's Monthly Payment LC.

      For purposes of any statement, certificate or certified order of the Bankruptcy Court of the Southern District of New York or other court, which may be presented with a draft drawn under the First Investor's Monthly Payment LC, this Agreement shall be deemed to be, and may be referred to in any such statement, certificate or certified order as the "Investment Agreement".

                                    ARTICLE X
                        EVENTS OF DEFAULT AND TERMINATION

      Section 10.1 Events of Default.

      Each of the following events shall constitute an event of default (an "Event of Default") with respect to the Investor, provided that the Company is not in prior default of any of its material obligations hereunder:

10.1.1 Any failure by the Investor to perform in any material respect any of its obligations under Article III, Article IV, Article VIII and Article IX hereof, which failure continues unremedied for fifteen (15) days after FNC and/or the Company has given written notice of such breach or violation to the Investor; provided, that, no grace

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       period shall apply to any failure by the Investor to perform its obligations under Section 3.1.1(ii) or the third paragraph of Article IX.

10.1.2 Any failure by the Investor to perform in any material respect any of its obligations under the Note Pledge Agreement, the Note Pledge Agreement Amendment, the Second Amendment to the Note Pledge Agreement, the Second Note Pledge Agreement, and the agreement regarding the security interest in a US $4.5 million promissory note, which failure continues unremedied for fifteen (15) days after FNC and/or the Company has given written notice of such breach or violation to the Investor.

10.1.3 Any failure by the parties thereof to perform in any material respect any of its obligations under the Guaranty, which failure continues unremedied for fifteen (15) days after FNC and/or the Company has given written notice of such breach or violation to the Investor

       Upon the occurrence of an Event of Default, and provided that FNC has complied, or if the Closing has not taken place, is prepared to comply, with its obligations under Section 8.3.1 hereof, the Investor shall be liable to FNC and the Company for liquidated damages in the sum of US$ 20 million (and such liquidated damages are not limited to the amount of the proceeds realized by FNC and the Company from the Collateral), the Parties hereby recognizing that actual damages would be difficult, if not impossible, to determine with reasonable certainty FNC, the Company and the Creditors' Representative shall be entitled to exercise the rights and remedies under the terms of the Security Agreements in force and applicable law to foreclose upon any or all of the Collateral, all in accordance with Article IX hereof.

       Section 10.2 Termination.

10.2.1 This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

       (i)   If all Parties hereto mutually agree in writing to the termination;

       (ii)  If an Event of Default occurs with respect to the Investor;

       (iii) If Avianca materially breaches its obligations under Section 4.2 or
             Section 6.1 hereof, which breach continues unremedied for fifteen
             (15) days after the Investor has given written notice of such breach to Avianca, FNC and the Creditors Committee;

       (iv) If Avianca withdraws a previously filed Conforming Plan at any time or amends any Conforming Plan such that it no longer constitutes a Conforming Plan;

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       (v)   If the Closing shall not have occurred by December 15, 2004; or

       (vi) If the Court confirms any plan of reorganization for Avianca which is not a Conforming Plan.

10.2.2 Subject to subsection 10.2.3 and the liquidated damages caps set forth in Sections 10.2.4 and 10.2.5, the rights and obligations of the Parties (a) with respect to any breach by a Party of any provision of this Agreement that occurs prior to or in connection with the termination of this Agreement and (b) under the provisions of Section 10.1 hereof, shall survive the termination of this Agreement.

10.2.3 In the event of the termination of this Agreement pursuant to Section 10.2.1(i) hereof, this Agreement shall forthwith cease to be of any further force and effect, and there shall be no liability or obligation on the part of any Party.

10.2.4 In the event of termination of this Agreement pursuant to Section 10.2.1
       (iii), (iv), (v), or (vi) hereof, this Agreement shall forthwith cease to be of any further force and effect, and there shall be no liability or obligation on the part of any Party, except for any breach occurring prior thereto and in the case of a termination pursuant to Sections 10.2.1(iii), 10.2.1(iv) and 10.2.1(vi) hereof, for the obligation of Avianca to pay the Investor, immediately following such termination, a break-up fee, as liquidated damages, in the amount of US$ 1.5 million plus reasonable expenses not to exceed US$ 150,000, in each case as an administrative expense pursuant to Bankruptcy Code Sections 503(b) and 507(a)(1), provided that the amounts and priority of such fee and expenses and the payment thereof shall have been, after notice and a hearing, authorized by the Court.

10.2.5 In the event of the termination of this Agreement pursuant to Section
       10.2.1 (ii) hereof, the Investor's liability to the Company and FNC shall be US$ 20 million as liquidated damages, which is secured by the Collateral, but not limited to the proceeds derived from the Collateral.

             ARTICLE XI REPRESENTATIONS, WARRANTIES AND INDEMNITIES

       Section 11.1 Representations and warranties.

       Each of the Parties hereby severally represents and warrants to the other Parties on the date hereof and will represent and warrant to the other Party on the Effective Date as set forth in this Article XI hereof, except that the Company's representations and warranties shall not survive the Effective Date:

11.1.1 Corporate Existence; Authority; Enforceability. Such Party is duly organized and validly existing under the laws of the jurisdiction of its organization or

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       incorporation, and has full power and authority to own, operate and lease its properties and assets, and to conduct its business as currently conducted. Such Party has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder. The execution, delivery and performance by such Party of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary organization and corporate action. Such Party has duly and validly executed and delivered this Agreement, and this Agreement and each other Transaction Document to which it is a party will constitute, upon the due execution and delivery hereof by such Party and each other party hereto and thereto, its legal, valid and binding obligation, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

11.1.2 Absence of Conflicts. Except as contemplated hereby, the execution and delivery by such Party of this Agreement and the other Transaction Documents to which it is a party, and the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) result in the creation or imposition of any Lien upon any part of the assets, properties or business of such Party or any Affiliate thereof; (ii) conflict with, or result in the breach of any provision of, the bylaws, charter, articles of association or other similar documents of such Party or any Affiliate thereof; (iii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party, or any Affiliate thereof, is a party or by which such Party's or any of its Affiliates' assets or operations are bound or affected; or (iv) violate any legal requirement applicable to such Party or any Affiliate thereof.

11.1.3 Consents. Except as contemplated hereby, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (i) the execution, delivery or performance of this Agreement or any other Transaction Document to which it is a Party or (ii) the consummation of any of the transactions contemplated hereby and thereby.

       Section 11.2 CAXDAC liabilities.

       FNC represents and warrants to the Investor that the estimated aggregate amount of the Avianca and SAM liabilities with respect to CAXDAC as of December 31, 2003, as such amount has been calculated in accordance with applicable regulations, is no more than

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the amounts reflected on the balance sheet included in the December 31, 2003 consolidated financial statements of Avianca for CAXDAC pension obligations as of that date.

       Section 11.3 Financial Statements.

       The Company represents and warrants to the Investor that its Financial Statements are true, correct and complete, and have been prepared in accordance with Colombian generally accepted accounting principles consistently applied ("Colombian GAAP"), except as otherwise stated in the footnotes thereto or in the opinion rendered by the external auditor (revisor fiscal). The balance sheets included therein present fairly the financial condition of the Company as at their respective dates, and all other statements included therein present fairly the results of operations for the period covered thereby.

       Section 11.4 Indemnities.

       The Parties shall indemnify each other in the following events:

11.4.1 The Investor agrees to protect, indemnify, hold harmless and defend FNC, the Existing Shareholders and/or the Company from and against (and pay the full amount of) any and all losses, liabilities, actions, damages or injuries, claims, demands, judgments, costs, expenses, suits or proceedings, including appeal (collectively, "Damages"), which are incurred by FNC, the Existing Shareholders and/or the Company and which are caused by, result from, arise out of or occur in connection with, without duplication, any breach of any representation or warranty of the Investor or any of its Affiliates contained in this Agreement or any of the Transaction Documents or any failure to comply with its or any of its Affiliates' obligations pursuant to this Agreement or any of the Transaction Documents or any other default in which the Investor or any of its Affiliates or Pride International Inc. is the defaulting party, provided that Investor's maximum liability for a breach of this Agreement prior to the Closing shall be US$ 20 million.

11.4.2 FNC agrees to (i) protect, indemnify, hold harmless and defend the Investor and/or the Company from and against (and pay the full amount of) any and all Damages which are incurred by the Investor and/or the Company and which are caused by, result from, arise out of or occur in connection with, without duplication, any breach of any representation or warranty of FNC contained in this Agreement or any of the Transaction Documents or any failure to comply with its or any of its Affiliates' (other than the Companies') obligations pursuant to this Agreement or any of the Transaction Documents or any other default in which FNC is the defaulting party, and (ii) protect, indemnify, hold harmless and defend the Investor from and against (and pay the full amount of) any and all Damages which are incurred by the Investor and which are caused by, result from, arise out of or occur in connection with any liability of Aces with any of its creditors that may be extended to the Investor whether by law or upon decision of competent authorities in Colombia

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       within Aces' liquidation procedure.

                         ARTICLE XII GENERAL PROVISIONS

       Section 12.1 Amendment and Waiver; Remedies.

       This Agreement may be amended, supplemented or modified at any time only by a written instrument duly executed by or on behalf of each Party hereto and by VB with respect to VB's rights and obligations, in which case, the Parties shall give the Creditors' Committee five (5) business days' written notice prior to executing any such amendment, supplement or modification, and, after Closing, shall obtain an order of the Court to the extent any amendment, supplement or modification materially adversely affects Avianca or its creditors. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

       Section 12.2 Entire Agreement.

       This Agreement supersedes and replaces in its entirety all prior discussions and agreements, whether oral or written, among the Parties hereto with respect to the subject matter hereof, including, without limitation, the MOU and the investment agreement originally dated as of May 31, 2004 that is hereby amended and restated in its entirety.

       Section 12.3 No Assignment; Binding Effect.

       Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of each other Party or of VB with respect to VB's rights, or of the Creditors Representative if such assignment is to occur by the Investor after the Closing, and any attempt to do so will be void.

       Section 12.4 Headings.

       The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

       Section 12.5 Invalid Provisions.

       To the extent permitted by applicable law, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and

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adversely affected thereby, (i) such provision will be fully severable, (ii)
this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

       Section 12.6 Governing Law and Jurisdiction.

       Except for any and all disputes arising in, arising under or related to
Section 11.2 hereof, which shall be governed and construed in accordance with the laws of the Republic of Colombia and subject to the arbitration provision contained in Section 12.7 hereof, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       The Bankruptcy Court shall retain and have jurisdiction of all matters arising in, arising under, and related to this Agreement other than Section 11.2.

       Section 12.7 Arbitration.

       (i) Should any kind of discrepancies or differences arise between the Parties in regard to the execution, performance, interpretation and/or liquidation of Section 11.2 of this Agreement exclusively, which the Parties are unable to resolve amicably within a term not to exceed 30 calendar days, then the Parties shall resort to an arbitration board to be appointed by mutual consent. The Parties must appoint the arbitrators on or before 10 calendar days elapse after the date on which the phase of direct dispute resolution ends. Should they be unable to agree on the arbitrators, then they shall ask the Bogota Chamber of Commerce to appoint the arbitrators. With respect to Avianca, any such dispute resolution is subject to the mandatory jurisdiction of the Court.

       (ii) The arbitration board shall be subject to Law 446 of 1998 and Decree 1818 of September 7, 1998 as superseded or amended, in accordance with the following rules:

              (a) The board shall comprise three arbitrators which shall be practicing attorneys.

              (b) The board shall be organized under the rules set for the purpose by the Arbitration and Commercial Conciliation Center of the Bogota Chamber of Commerce.

              (c)    The board shall render its decision at law.

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              (d)    The board sessions shall be held at the Arbitration and
                     Commercial Conciliation Center of the Bogota Chamber of Commerce.

       (iii) The Parties are required to meet their entire obligations as derived hereunder for as long as this Agreement remains in force even when engaged in the resolution of a dispute arising in regard hereto.

       Section 12.8 Notices.

       All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

       (i)    If to FNC, to:

              Federacion Nacional de Cafeteros de Colombia
              Calle 73 N(degrees) 8 - 13 Torre B Piso 8
              Bogota D.C.
              Colombia
              Facsimile No.: 571-2177613
              Attn: Gabriel Silva Lujan

              With copies to:

              Prieto & Carrizosa
              Carrera 9 N(degrees) 74-08 Of. 305
              Bogota D.C.
              Colombia
              Facsimile: 571-326-8610 or 571-322-0010
              Attn: Martin Acero, Esq.

              and

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, NY 10153
              Facsimile: (212) 310-8007
              Attn: Michael Kessler, Esq.

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       (ii)   If to the INVESTOR, to:

              Oceanair Linhas Aereas Ltda.
              Av. Almirante Barrosso, 52, GR3400 Centro
              Rio de Janeiro
              Brazil
              Facsimile: +55 21 22206566
              Attn: Michael F. Welch

              With copies to:

              Wachtell, Lipton, Rosen & Katz LLP
              51 W 52nd Street,
              New York, NY 10019-6150
              Facsimile: (212) 403-2000
              Attn: Scott K. Charles, Esq

       (iii)  If to AVIANCA, to:

              Aerovias Nacionales de Colombia S.A.
              Avenida El Dorado N(degrees) 92-30, Piso 5
              Bogota D.C.
              Colombia
              Facsimile: 571 -  4138716
              Attention:  Juan Emilio Posada

              With copies to:

              Smith, Gambrell & Rusell LLP
              Suite 3100, 1230 Peachtree Street, N.E.
              Atlanta, Georgia 30309
              Facsimile: (404) 685-6837
              Attn: Ronald Barab, Esq.

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       (iv)   If to CREDITOR'S REPRESENTATIVE, to:

              On or before Closing:
              The Creditors Committee
              c/o Greenberg Traurig, LLP
              MetLife Building
              200 Park Avenue
              New York, New York 10166
              Facsimile: (212) 801-6400
              Attn: Richard Miller, Esq.

              After Closing:
              [to be designated]

or to such other address as hereafter shall be furnished as provided in this
Section 12.8 by any of the parties hereto to the other parties hereto. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day. Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other parties hereto.

       Section 12.9 Counterparts.

       This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       Section 12.10 Third Party Beneficiaries.

       This Agreement is made for the benefit of the Parties, of the Existing Shareholders and of VB and their respective successors and permitted assigns, and, in the case of the obligations of the Investor and FNC under Articles II, III and V hereof, the general unsecured creditors of Avianca provided for by the Plan, and may not be enforced by any other Person.

       Section 12.11 Acknowledgement.

       The Parties hereto have participated jointly in the preparation and negotiation of this Agreement and the agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements contemplated hereby shall be construed as jointly drafted by the Parties hereto and no presumption or

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or any of the agreements contemplated hereby.

                            [signature pages follow]

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

      IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed as of the date first above written.

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA

By:   /s/ Catalina Crane
      Name: Catalina Crane
      Title: CFO and Legal Representative

OCEANAIR LINHAS AEREAS LTDA.

By:   /s/ Michael Franklin Welch
      Name: Michael Franklin Welch
      Title: Attorney-in-fact

AEROVIAS NACIONALES DE COLOMBIA S.A., AVIANCA S.A.

By:   /s/ Juan Emilio Posada
      --------------------------
      Name: Juan Emilio Posada
      Title: CEO and Legal Representative

VB has agreed to the terms of this Agreement with respect to the provisions and obligations of VB and/or its Affiliates applicable thereto and subject to the terms of VB's Transaction.

VALORES BAVARIA S.A.

By:   /s/ Carlos B. Carreno
      ---------------------------
      Name: Carlos B. Carreno
      Title: Legal Representative

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

PRIMEAIR LTDA.

By:   /s/ Carlos B. Carreno
      ---------------------------
      Name: Carlos B. Carreno
      Title: Legal Representative

PRIMEOTHER LTDA.

By:   /s/ Carlos B. Carreno
      ---------------------------
      Name: Carlos B. Carreno
      Title: Legal Representative

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                                    EXHIBITS

Exhibit A     Form of Assignment Agreement

Exhibit B     Corporate Guaranty of Synergy Group Corp. and Petrosynergy, Inc.

Exhibit C     Form of Non-Disclosure Agreement

Exhibit D-1   Note Pledge Agreement
Exhibit D-2   Second Note Pledge Agreement

Exhibit E     Form of Settlors Agreement

Exhibit F     Form of Trust Agreement

Exhibit G-1   Form of legal opinion of counsel to the Investor
Exhibit G-2   Form of legal opinion of counsel to FNC

Exhibit H     Form of Restated Bylaws

Exhibit I     Form of Note

Exhibit J     Form of Letter of Credit

Exhibit K      Interests Transfer Agreement

Exhibit L     Note Pledge Agreement Amendment

Exhibit M     Form of Second Amendment to the Note Pledge Agreement

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                                    SCHEDULES

Schedule 1.1          Calculation of Minimum Cash Balance

Schedule 4.2.4(iv)    Disclosure Schedule 4.2.4(iv)

Schedule 4.2.4(vii)   Disclosure Schedule 4.2.4(viii)

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                                  SCHEDULE 1.1

                 CALCULATION OF THE MINIMUM CASH BALANCE ("MCB")

The MCB shall be equal to the amount of US $ 35 million converted into Colombian Pesos at the Exchange Rate applicable on the business day prior to the date on which a calculation including the MCB shall be done.

The Investor shall not cause, directly or indirectly, the Company to increase the MCB artificially by instructing or allowing the Company to let the payables become due and therefore increasing the DPO (as defined below) above forty (40) days, unless previously authorized by FNC.

Except as provided for above, the MCB shall comply with a maximum days payable outstanding (DPO) ratio of an average of forty (40) days at any given calculation of the MCB.

 where the DPO formula is: [(TOTAL ACCOUNTS PAYABLE / OPERATING COSTS)*40 DAYS]

Accounts payable shall include commercial accounts with suppliers which must include all current and past due balances at the calculation date.

Operating costs shall include the last forty (40) days, direct variable and fixed operating costs as per the Colombian accounting GAAP stated in the Avianca-SAM unaudited monthly financial statements.

In the case the DPO test is not met, the actual cash balance shall be hypothetically adjusted so the DPO formula equals an average of forty (40) days.

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                               SCHEDULE 4.2.4(iv)

                               DISCLOSURE SCHEDULE

-      Sale of real property located at Centro Comercial UNICENTRO

-      Sale of assets to Catering PCA LTDA

- Entering into new lease agreements for two MD 83 aircraft and one Boeing 767 aircraft

- Entering into hedging agreements to cover price of fuel and of currency exchange rate

- Memorandum of Understanding with ISRAEL AIRCRAFT INDUSTRIES - to repair components of B757/B767 flleet

- Memorandum of Understanding with IBERIA to repair B757 engines and to lease an spare engine

-      Sale of B767 engine declared beyond economical repair

-      Agreement to Repair MD-83 engines con ISRAEL AIRCRAFT INDUSTRIES

-      Brakes Repair Agreements (in prelimary process of negotiation).

-      Code Share Agreement with IBERIA

-      Code Share Agreement with TACA Peru

- Application for a road cargo license with the Colombian Ministry of Transportation

- Trademark License Agreement with Gamma Carriers for the exclusive use of Avianca Express trademark in courier services

- Contracts to improve the facilities located at different airport premises and sales offices where Avianca and SAM operate

- Negotiation with Aerocivil of the Lease Agreement for Puente Aereo Terminal at Bogota-Airport

- Lease agreements for airport facilities or sales offices at the different cities of operation

-      Purchase of assets from Aces S.A. (in liquidation)

-      Communications agreement with SITA

                                       AMENDED AND RESTATED INVESTMENT AGREEMENT
                                                                  EXECUTION COPY
                                                                        15-07-04

                              SCHEDULE 4.2.4(viii)

                               DISCLOSURE SCHEDULE

-      Code Share Agreement with IBERIA

-      Code Share Agreement with TACA Peru

                                        EXHIBIT A - FORM OF ASSIGNMENT AGREEMENT
                                                            INVESTMENT AGREEMENT

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

            ASSIGNMENT AND ACCEPTANCE dated as of _____ __, _____ among VALORES BAVARIA, S.A. and PRIMEOTHER LTDA. (successor to INVERSIONES FENICIA S.A.) (each an "Assignor" and collectively, the "Assignors") and FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA (the "Assignee").

            Reference is made to the Debtor In Possession Financing Agreement, dated as of March 26, 2003, (as the same may have been and may further be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AEROVIAS NACIONALES DE COLOMBIA, S.A. AVIANCA, a company organized under the laws of the Republic of Colombia, and AVIANCA, INC., a New York corporation, as debtors in possession (each a "Borrower" and collectively the "Borrowers"), the Assignors and Assignee, as lenders (the "Lenders"). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

            Each of the Assignors and the Assignee hereby agree as follows:

1. In consideration to the Purchase Price (as defined below), each of the Assignors hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from each of the Assignors, all of such Assignor's rights and obligations under the Credit Agreement. The principal amount of the Loans assigned to the Assignee by each Assignor are set forth in Section 1 of such Schedule I.

2. Each Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or the performance or observance by any of the Borrowers of any of their obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (d) attaches the Note held by such Assignor and requests that the Borrowers exchange such Note for a new Note payable to the order of Assignee in accordance with Section 2.1(e) (The Notes) of the Credit Agreement.

3. The Assignee (a) agrees that it will, independently and without reliance upon the Assignors and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender and (c) confirms it has received such documents and information as it has deemed

                                        EXHIBIT A - FORM OF ASSIGNMENT AGREEMENT
                                                            INVESTMENT AGREEMENT

      appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance.

4. Following (a) the execution of this Assignment and Acceptance by each of the Assignors, the Assignee, and each of the Borrowers and (b) the payment by Assignee of the purchase price as provided in Section 2 of Schedule I hereto (the "Purchase Price"), this Assignment and Acceptance will be delivered to the Borrowers for recording. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 3 of Schedule I hereto (the "Effective Date", as such term is defined in the Investment Agreement). The payment of the Purchase Price shall be made on the Effective Date.

5. As of the Effective Date, each of the Assignors shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date .

6. From and after the Effective Date, the Borrowers shall make all payments under the Loan Documents in respect of the interests assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignors, in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                               VALORES BAVARIA, S.A,
                                                   as Assignor

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               PRIMEOTHER LTDA.,
                                                   as Assignor

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               FEDERACION NACIONAL DE CAFETEROS
                                               DE COLOMBIA,
                                                   as Assignee

                                               By: _____________________________
                                                   Name:
                                                   Title:

ACCEPTED AND AGREED
this __ day of ____ ____:

AEROVIAS NACIONALES DE COLOMBIA, S.A. AVIANCA, as Borrower

By: _____________________________
    Name:
    Title:

AVIANCA, INC.,
as Borrower

By: _____________________________
    Name:
    Title:

                                   Schedule I
                                       to
                            Assignment and Acceptance

SECTION 1.

Aggregate Outstanding Principal Amount of
Loans Assigned to Assignee by Valores Bavaria, S.A.:              $ ____________

Aggregate Outstanding Principal Amount of
Loans Assigned to Assignee by PrimeOther Ltda.:                   $ ____________

Aggregate Outstanding Principal Amount of Loans Assigned:         $13,500,000
                                                                  --------------

SECTION 2.

Aggregate Purchase Price Payable to Valores Bavaria, S.A.:        $ ____________

Aggregate Purchase Price Payable to PrimeOther Ltda.:             $ ____________

Total Purchase Price:                                             $6,500,000
                                                                   -------------

SECTION 3.

Effective Date:                                                     ____ __, ___

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

      FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency whereof are hereby acknowledged by the undersigned, Synergy Group Corp., a company incorporated under the laws of Niue, and Petrosynergy, Inc., a company incorporated under the laws of the Bahamas (hereinafter referred to as "GUARANTOR"), and for the purpose of seeking to induce Aerovias Nacionales de Colombia S.A. Avianca, (hereinafter referred to as "AVIANCA"), to enter into that certain Investment Agreement date even date herewith, by and among OceanAir Linhas Aereas Ltda. ("OCEANAIR"), Federacion Nacional de Cafeteros de Colombia and Avianca (the "INVESTMENT AGREEMENT"), which, as an Affiliate (as defined in the Investment Agreement) of OceanAir, will be to the direct interest and advantage of Guarantor, Guarantor does hereby unconditionally, absolutely and irrevocably guarantee to Avianca and its successors, successors-in-title and assigns: (a) the full and prompt payment, in lawful money of the United States of any and all indebtedness and/or obligations of OceanAir owing to Avianca arising under the Investment Agreement and all other documents executed in connection therewith, including without limitation, liquidated damages in the aggregate amount of $20,000,000.00 as set forth in Article X of the Investment Agreement; and (b) the full and prompt payment and performance of any and all obligations of OceanAir to Avianca under the Investment Agreement. The terms "indebtedness" and "obligations" shall include OceanAir's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking and provision to be performed by OceanAir under the Agreement and all other obligations from time to time of OceanAir to Avianca including, without limitation, all costs and expenses of collection in connection with the enforcement of the Obligations or any portion thereof or the enforcement of this Guaranty, including without limitation reasonable attorneys' fees actually incurred with respect to any collection by or through an attorney (the "OBLIGATIONS").

      This Unconditional Guaranty of Payment and Performance (this "GUARANTY") is a continuing guaranty which shall remain effective during the term of the Agreement and relates to any Obligations.

      Guarantor hereby consents and agrees that Avianca may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any other person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it other collateral of like kind, or of any kind; modify the terms of the Investment Agreement or any Obligations in accordance to the terms of Section 12.1 of such Investment Agreement; grant releases, compromises and indulgences with respect to the Investment Agreement and to any persons or entities now or hereafter liable thereunder or hereunder; release Guarantor or any other guarantor or endorser of the Agreement; or take or fail to take any action of any type whatsoever. No such action which Avianca shall take or fail to take in connection with the Agreement, or any one of them, or any security for the

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

payment of the indebtedness of OceanAir to Avianca or for the performance of any Obligations or undertakings of OceanAir, nor any course of dealing with OceanAir or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Avianca. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Agreement and any and all references herein to the Agreement shall be deemed to include any such renewals, extensions, amendments, consolidations or modifications thereof. This Guaranty unconditionally guarantees the performance of all Obligations to Avianca made on behalf of OceanAir by any party designated under the Agreement.

      Guarantor hereby subordinates any and all indebtedness of OceanAir now or hereafter owed to Guarantor to all indebtedness of OceanAir to Avianca, and agrees with Avianca that Guarantor shall not demand or accept any payment of principal or interest from OceanAir, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the security described in and encumbered by the Agreement; provided, however, that, if Avianca so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Avianca and be paid over to Avianca on account of the indebtedness of OceanAir to Avianca, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Notwithstanding the provisions of this paragraph, for so long as no default exists under the Agreement, Guarantor may receive any and all payments due to it from OceanAir in accordance with the provisions of agreements between OceanAir and Guarantor evidencing indebtedness owed by OceanAir to Guarantor. Upon the occurrence of a default, the subordination by Guarantor contained herein shall be complete and no further payment shall be permitted to be made to Guarantor by OceanAir until such time as the default is cured or all indebtedness and obligations owed by OceanAir to Avianca are paid in full, satisfied and discharged.

      Guarantor hereby waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or for the collection of the indebtedness or the performance of any obligation hereby guaranteed; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor or any other person or entity, or the failure of Avianca to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceedings) of OceanAir or any other person or entity; (c) any defense based on the failure of Avianca to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any person whomsoever, in connection with any Obligation hereby guaranteed; (d) any defense based on an election of remedies by Avianca which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against OceanAir for reimbursement, or both; (e) any defense based upon failure of Avianca to commence an action against OceanAir; (f) any requirement of acceptance or notice of acceptance of this Guaranty by Avianca; (g) any requirement of notice of presentment and demand for payment of any of the indebtedness or performance

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

of any of the obligations hereby guaranteed; (h) any requirement of protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of Obligations hereby guaranteed; (i) any and all other notices whatsoever to which Guarantor might otherwise be entitled; (j) any defense based upon lack of due diligence by Avianca in collection, protection or realization upon any collateral securing the indebtedness; and (k) any defense that the Obligations were discharged in a bankruptcy proceeding of OceanAir, to which Guarantor might otherwise be entitled. Guarantor further waives and forever renounces any and all rights of subrogation, indemnity and reimbursement or other, similar rights to enforce any remedy which Guarantor, as subrogee, assignee or otherwise, now has or may hereafter have, but for this provision, against OceanAir, and waives any benefit of, and any right to participate in, any security or claim now or hereafter held by Avianca.

      This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against OceanAir or any other person, nor against securities or liens available to Avianca, its successors, successors-in-title, endorsees or assigns. In the event of a default under the Agreement, Avianca shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other instrument now or hereafter evidencing, securing or otherwise relating to the transactions contemplated by the Agreement, in any order, and all rights, powers and remedies available to Avianca in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Avianca, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Avianca may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. If the indebtedness guaranteed hereby is partially paid by reason of the election of Avianca, its successors, endorsees or assigns, to pursue any of the remedies available to Avianca, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire unpaid balance of the indebtedness guaranteed hereby, even though any rights which Guarantor may have against OceanAir may be destroyed or diminished by the exercise of any such remedy.

      Guarantor hereby waives, renounces and agrees not to assert, to the fullest extent permitted by law, any and all rights, claims or causes of action, whether at law, in equity, by agreement or otherwise, including, without limitation, for subrogation, indemnification, reimbursement, contribution, payment or any other claim, cause of action, right or remedy in favor of Guarantor against OceanAir or any other person or entity primarily, contingently, secondarily, directly or indirectly liable on all or any part of the Obligations, or against any collateral or other security for the Obligations, that otherwise would arise out of or result from any payment by Guarantor to Avianca under or pursuant to this Guaranty, notwithstanding the manner or nature of such payment, including but not limited to (a)

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

direct payment by Guarantor to Avianca, (b) set-off by Avianca against any liability or deposit owed by Avianca to Guarantor, (c) recovery by Avianca against Guarantor or any property of Guarantor as the result of any security interest, judgment, judgment lien, or legal process, (d) application of the proceeds of any disposition of all or any part of any collateral pledged by Guarantor to the payment of all or any part of the Obligations or (e) conveyance of all or any part of any such collateral to Avianca in satisfaction of all or any part of the Obligations. The waivers set forth herein are intended by both Guarantor and Avianca to be for the benefit of OceanAir, and such waivers shall be enforceable by OceanAir, or any other person or entity primarily, contingently, secondarily, directly or indirectly liable on all or any part of the Obligations, or their respective successors or assigns, and shall be an absolute defense to any action by Guarantor against OceanAir or any other party or to any recourse against any of their assets which arises out of or results from any payment by Guarantor to Avianca under or pursuant to this Guaranty.

      This Guaranty is irrevocable and shall continue in full force and effect until OceanAir's Obligations are fully paid, performed and satisfied. OceanAir's Obligations shall not be considered fully paid, performed and satisfied unless and until all payments by OceanAir to Avianca are no longer subject to any right on the part of any person whomsoever, including but not limited to OceanAir, OceanAir as debtor-in-possession, and/or any trustee in bankruptcy to set aside such payments, or to seek to recoup the amount of such payments or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Code. In the event that any such payments by OceanAir to Avianca are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is in the discretion of Avianca, Guarantor shall be liable for the full amount Avianca is required to pay, plus reasonable costs, interest, attorneys' fees and any and all expenses which Avianca paid or incurred in connection therewith.

      No delay or failure of Avianca in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Avianca of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

      The validity of this Guaranty, its construction, interpretation, and enforcement and the rights of Guarantor and Avianca shall be determined under, governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. Guarantor agrees that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the United States Bankruptcy Court for the Southern District of New York.Guarantor waives, to the extent permitted under applicable law, the right to a trial by jury and any right Guarantor may have to assert the doctrine of "forum non conveniens" or to object to venue to the extent any proceeding is brought in accordance with this paragraph. Guarantor represents and warrants that no representative or agent of Avianca's has represented, expressly or otherwise, that Avianca will not, in the event of litigation, seek to enforce this right to jury waiver. Guarantor

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

acknowledges that Avianca has been induced to enter into this Guaranty by, among other things, the provisions of this paragraph.

      Nothing contained herein, however, shall prevent Avianca from bringing any action or exercising any rights against any security and against Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the law of the State of New York shall govern the rights and Obligations of Guarantor and Avianca hereunder or of the submission herein made by Guarantor to personal jurisdiction within the State of New York.

      Guarantor warrants and represents to Avianca that all financial statements heretofore delivered by it to Avianca are true and correct in all material respects as of the date delivered.

      This Guaranty may not be changed without the written consent of the Guarantor and no obligation of Guarantor can be released or waived by Avianca or any officer or agent of Avianca, except by a writing signed by a duly authorized officer of Avianca .

      Any and all notices, elections or demands permitted or required to be made under this Guaranty shall be in writing, signed by the party giving such notice, election or demand, and shall be delivered or sent by overnight courier, postage prepaid, to the other party at the address set forth below, or at such other address as may hereafter be designated by writing. The effective date of such notice shall be the date of delivery. For the purposes of this Guaranty:

      The address of Avianca is:

            Aerovias Nacionales de Colombia S.A.
            Avenida El Dorado N degrees 92-30, Piso 5
            Bogota D.C.
            Colombia
            Facsimile: + 571 4138716
            Attention: Juan Emilio Posada

            With copies to:

            Smith, Gambrell & Russell LLP
            1230 Peachtree Street, N.E.
            Suite 3100
            Atlanta, Georgia 30309
            Facsimile: (404)685-6837
            Attn: Brian P. Hall, Esq.

                    CORPORATE GUARANTY SYNERGY GROUP CORP. AND PETROSYNERGY INC.
                                                               EXECUTION VERSION

      The address of Guarantor is:

            Synergy Group Corp.
            Av Almirante Barrosso, 52, GR3400 Centro
            Rio de Janeiro
            Brazil
            Facsimile: +5521 22206566
            Attn: Michael F. Welch

            And:

            Petrosynergy Inc.
            Av Almirante Barrosso, 52, GR3400 Centro
            Rio de Janeiro
            Brazil
            Facsimile: +5521 22206566
            Attn: Michael F. Welch

      The provisions of this Guaranty shall be binding upon Guarantor and its legal representatives and assigns and shall inure to the benefit of Avianca, its successors, and successors-in-title, legal representatives and assigns. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of OceanAir.

      If from any circumstances whatsoever, fulfillment of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this paragraph shall control every other provision of this Guaranty.

      IN WITNESS WHEREOF, the undersigned have executed this Guaranty under seal as of the 31st day of May, 2004.

Attest:                                        SYNERGY GROUP CORP.
                                               As Guarantor

                                               By: /s/ Michael Franklin Welch
_______________________________                    -----------------------------
                      Secretary                    Name: Michael Franklin Welch
                                                   Title: Legal Representative

         [Corporate Seal]

Attest:                                        PETROSYNERGY INC.
                                               As Guarantor

                                               By: /s/ Michael Franklin Welch
_______________________________                    -----------------------------
                      Secretary                    Name: Michael Franklin Welch
                                                   Title: Attorney-in-fact

         [Corporate Seal]

ACCEPTED AND AGREED

AEROVIAS NACIONALES DE COLOMBIA S.A., AVIANCA S.A.

By: /s/ Juan Emilio Posada
    ---------------------------
    Name: Juan Emilio Posada
    Title: Legal Representative

                                                         NONDISCLOSURE AGREEMENT
                                                               EXECUTION VERSION

                             NONDISCLOSURE AGREEMENT

                            DATED AS OF MAY 31, 2004

                                      AMONG

                        FEDERACION NACIONAL DE CAFETEROS

                      AEROVIAS NACIONALES DE COLOMBIA S.A.

                                       AND

                          OCEANAIR LINHAS AEREAS LTDA.

                                                         Nondisclosure Agreement
                                                               Execution Version

                             NONDISCLOSURE AGREEMENT

                            DATED AS OF MAY 31, 2004

                                      AMONG

                        FEDERACION NACIONAL DE CAFETEROS

                      AEROVIAS NACIONALES DE COLOMBIA S.A.

                                       AND

                          OCEANAIR LINHAS AEREAS LTDA.

                                                         Nondisclosure Agreement
                                                               Execution Version

                             NONDISCLOSURE AGREEMENT

      This Nondisclosure Agreement (the "Agreement" or the "NDA") is entered into as of May 31st, 2004, between (i) Federacion Nacional de Cafeteros ("FNC");
(ii) Aerovias Nacionales de Colombia S.A. ("Avianca" or the "Company"), and
(iii) German Efromovich, represented to execute this document by Mr. Michael Franklin Welch, acting in his capacity as attorney-in-fact (together with Oceanair Linhas Aereas Ltda.) (the "Investor"). FNC and the Investor have engaged in a possible transaction involving the acquisition of an equity interest in Avianca and its subsidiary Sociedad Aeronautica de Medellin Consolidada S.A. ("SAM", and together with Avianca the "Airlines"), and to that purpose, on April 7, 2004 Oceanair Linhas Aereas Ltda. and FNC have executed a memorandum of understanding that sets forth the basic terms and conditions of such possible transaction. In the course of their negotiation of the possible transaction FNC and the Investor anticipate disclosing to each other confidential information concerning the Airlines. The Investor acknowledges that this information is proprietary to FNC and the Company and may include trade secrets or other business information which, if disclosed, could harm FNC and the Airlines. As a condition to the Investor being furnished such information, the Investor agrees to treat any information (whether written, oral or in any other form) concerning the Airlines (whether prepared by the Company, its advisers or otherwise) which is or has been furnished by or on behalf of FNC or the Company, together with any notes or analyses based upon or derived from such information, in whole or in part (herein collectively referred to as the "Evaluation Material"), in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions herein set forth. The Investor agrees that any disclosure of the Evaluation Material by FNC or the Company shall not be deemed to confer upon the Investor any rights whatsoever therein and such Evaluation Material shall remain the property of FNC and/or the Company. The term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Investor or his Representatives (as defined below), or (ii) is already in the Investor's possession (as can be demonstrated from the Investor's written records) and not subject to an obligation (direct or indirect) of confidentiality to the Company or FNC, or (iii) becomes properly available to the Investor on a non-confidential basis from a source other than the Company or FNC or their respective representatives or advisers (as can be demonstrated from the Investor's written records), provided that such source is not bound (directly or indirectly) by an obligation of confidentiality to the Company or FNC.

      The Investor hereby agrees that the Evaluation Material will be used and copied or otherwise reproduced solely for the purpose of evaluating and negotiating the possible transaction between FNC and/or the Company and the Investor and not for any other purpose (including, without limitation, a competitive or commercial purpose).

      In addition the Investor hereby agrees that the Evaluation Material will be kept confidential and not disclosed to any person; provided, however, that any of such

                                                         Nondisclosure Agreement
                                                               Execution Version

information (including the possibility of the transaction) may be disclosed to the Investor and his affiliates and their respective employees, directors, officers, agents, advisers and representatives (the "Representatives") that in each case need to know such information for the purpose of evaluating and negotiating any such possible transaction between FNC and/or the Company and the Investor's Representatives, so long as the Investor shall ensure that such of his Representatives shall be informed of the confidential nature of such information and the terms hereof and the Investor shall procure and take all reasonable measures that they treat, and prior to disclosure to them, they agree to treat, such information confidentially and act as if bound hereby. The Investor will be responsible for any breach of this Agreement by any of his Representatives.

      In addition, without the prior written consent of FNC and/or the Company, if required, the Investor will not, and will procure that any of his Representatives will not, disclose to any person (other than another of his Representatives) either the terms and conditions of any possible transaction between FNC and/or the Company, including the status thereof.

      In the event that the Investor or any of his Representatives are required by applicable law, regulation or legal process to disclose any of the Evaluation Material, the Investor will promptly notify FNC and the Company in writing by facsimile and international express courier so that FNC and the Company may seek a protective order or other remedy. Nothing herein shall be deemed to prevent the Investor or his Representatives, as the case may be, from honoring a subpoena that seeks discovery of the Evaluation Material if (i) a motion for a protective order, motion to quash and/or other motion filed to prevent the production or disclosure of the Evaluation Material has been denied or has not been filed in due course; provided, however, that the Investor and his Representatives disclose only that portion of the Evaluation Material which the Investor's outside legal counsel advises him is legally required and that the Investor exercises all reasonable efforts to preserve the confidentiality of the remainder of the Evaluation Material; or (ii) FNC and/or the Company, as it may be required, consent in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena. In no event will the Investor, or any of his Representatives, oppose action by FNC or the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material.

      The Investor will not, and the Investor shall procure that any of his Representatives will not, without the prior consent of FNC and/or the Company, as it may be required, contact any directors, officers, employees, agents, advisers or other representatives of the Company or FNC ("Company Representatives"), nor any customers, clients, lenders, creditors, shareholders, partners or other counterparts of the Airlines in connection with the proposed transaction or any other person (other than another of the Investor's Representatives) in circumstances that are reasonably likely to reveal the terms and conditions of a possible transaction.

                                                         Nondisclosure Agreement
                                                               Execution Version

      The Investor agrees to indemnify the Company and FNC for any breach of his obligations hereunder.

      Although FNC has endeavored to cause the Company to include in the Evaluation Material information known to FNC and the Company which is believed to be relevant for the purpose of the Investor's investigation, The Investor understands and accepts that neither the Company nor any of the Company Representatives have made or make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. The Investor agrees that neither the Company nor any of the Company Representatives will have any liability relating to or resulting from the use of the Evaluation Material or any errors or omissions therefrom. The Investor further agrees that he is not entitled to rely upon the accuracy or completeness of the Evaluation Material and that he will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to a possible transaction (the "Definitive Agreement"). The term "Definitive Agreement" does not include an executed letter of intent or any other similar written agreement, nor does it include any written or verbal acceptance of any offer or bid on the Investor's or FNC's part. The Investor hereby undertakes that he will ensure that, prior to disclosure of any Evaluation Material to any of his Representatives, such person is informed of, and agrees to accept receipt of the Evaluation Material on, the terms of this paragraph.

      In the event that the Investor decides not to proceed with the transaction which is the subject of this NDA or at any time upon request of FNC and/or the Company, as it may be required, the Investor shall, without prejudice to his other obligations under this Agreement, promptly redeliver to FNC and the Company (or, as the case may be, procure redelivery to FNC and the Company of)
(i) all written Evaluation Material in his possession or the possession any of his Representatives and (ii) any other written material made available by or on behalf of the Company or FNC to the Investor or his Representatives containing or reflecting any information in the Evaluation Material and neither the Investor nor his Representatives will retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by the Investor or any of his Representatives based on the information in the Evaluation Material shall be returned or, at the Investor's election, destroyed and to the extent reasonably practicable (and to the extent not so practicable subject to such Evaluation Material remaining subject to all the obligations under this Agreement) expunged from any computer, word processor or any other device in the Investor's possession, and such destruction (if applicable) and/or expunction shall be certified in writing to FNC and the Company by the Investor or an authorized Representative of the Investor supervising such destruction and/or expunction. Notwithstanding the return or destruction of the Evaluation Material, the Investor and his Representatives will continue to be bound by their obligations hereunder.

      It is agreed that none of the parties hereto shall, and so far as practicable they shall procure that none of their respective Representatives shall, who through their involvement with this possible transaction meet or receive information about any persons referred to

                                                         Nondisclosure Agreement
                                                               Execution Version

below, shall not, for a period commencing on the date hereof and ending on December 31st, 2004, directly or indirectly solicit or endeavor to entice away from the Airlines of any such persons who at the date hereof or during the discussions of the transaction is a senior level employee (e.g., president or vice president) of the Airlines and was within the six months prior to the date on which it is intended that such employment shall begin an employee of such Airlines. The placing by a party hereto of an advertisement available to members of the public generally of a post or the recruitment of a person through an employment agency shall not, however, constitute a breach of the above; provided that such party does not encourage or advise such agency to approach such employee.

      The foregoing obligations under this NDA shall continue whether or not negotiations continue or any possible transaction between the Investor and FNC and/or the Company is completed; except that the Investor's undertakings in this Agreement relating to information concerning the Company shall terminate on completion of the acquisition by the Investor of the Airlines and, if the Investor acquires only part of the Company, the Investor's undertakings in respect of that part shall so terminate and he agrees with the Company for itself and as trustee for any purchaser of any other part of the Company that the obligations under this Agreement shall continue in full force and effect and shall ensure for the benefit of any such purchaser in relation to information on that other part, as well as in whole for the benefit of the Company.

      No failure or delay on the part of the Company in exercising any right, power or privilege conferred by this NDA shall operate as a waiver of either that right, power or privilege, or of this Agreement as a whole. No single or partial exercise of any right, power or privilege shall preclude any further exercise of that right, power or privilege.

      The agreements set forth in this NDA may be modified or waived only by a separate writing by FNC, the Company and the Investor expressly so modifying or waiving such provision. Any attempted waiver or modification in violation of this provision shall be void.

      If any obligation arising from this Agreement shall be held unenforceable or illegal, in whole or in part for whatever reason, such obligation or part shall, to that extent, be deemed not to form part of this NDA; but the enforceability of the rest of the obligations under this Agreement shall be unaffected.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

      The parties hereto irrevocably agree that all disputes arising in connection with this Agreement, to the extent permitted by applicable law, shall be finally settled by arbitration in New York, NY by three arbitrators appointed in accordance with the Rules of Conciliation and Arbitration (the "ICC Rules") of the International Chamber of Commerce (the "ICC"). All arbitrators shall be appointed by unanimous agreement of the parties to the dispute (hereinafter "party" or "parties") or, failing agreement within 15 days after the

                                                         Nondisclosure Agreement
                                                               Execution Version

notice of intent to arbitrate is filed with the ICC (or such other period as may be agreed by the parties to such dispute), by the ICC in accordance with the ICC Rules. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the replacement arbitrator shall be appointed by unanimous agreement of the parties to the dispute or, failing agreement within 15 days after the date the appointed arbitrator ceases to act as arbitrator of such panel (or such other period as may be agreed by the parties to such dispute), by the ICC in accordance with the ICC Rules. Any award in connection with the aforementioned arbitration proceedings shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable law, the parties hereby waive all rights to challenge any award of an arbitral panel hereunder.

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed original, and all such counterparts shall together constitute one and the same instrument.

      This Agreement and the obligations set forth herein shall expire five (5) years after the date first written above or upon completion of the acquisition by the Investor of the Company (either the total or a part of the Company), whatever occurs first.

      IN WITNESS WHEREOF, the undersigned have executed this NDA as of the date first above written.

Federacion Nacional de Cafeteros de Colombia

By: /s/ Catalina Crane
    ------------------------------

Aerovias Nacionales de Colombia

By: /s/ [ILLEGIBLE]
    ------------------------------

                                                         Nondisclosure Agreement
                                                               Execution Version

Confirmed and agreed to:

Michael Franklin Welch
In behalf of German Efromovich

By: /s/ M.F. WELCH
    ---------------------------
    M.F. WELCH

Date: 31st May 04

Oceanair Linhas Aereas Ltda.

By: /s/ M.F. WELCH
    ---------------------------
    M.F. WELCH

Date: 31st May 04

                             NOTE PLEDGE AGREEMENT

                           DATED AS OF APRIL 7, 2004

                                      AMONG

                                 DRILLPETRO INC.
                                   AS PLEDGOR

                                       AND

                  FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA
                                AS SECURED PARTY

            NOTE PLEDGE AGREEMENT, dated as of April 7, 2004, by Drillpetro Inc., an international business company organized under the laws of the Bahamas (the "Pledgor") having an office at c/o Maritima Petroleo e Engenharia Ltda., 20031-000 Avenida Almirante Barroso, 52, Gr. 3400, Rio de Janeiro, Brazil, in favor of Federation Nacional de Cafeteros de Colombia ("FNC" or the "Secured Party").

                                   WITNESSETH:

            WHEREAS, pursuant to the Memorandum of Understanding, dated as of April 7, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "MOU"), among FNC and Oceanair Linhas Aereas Ltda (the "Investor") the Investor agreed to contribute the cash required to substantially fund Avianca's Plan of Reorganization (as defined in the MOU);

            WHEREAS, Investor is an Affiliate of the Pledgor;

            WHEREAS, the Pledgor will receive substantial direct and indirect benefits from the Investor's funding of a confirmed Plan of Reorganization of Avianca; and

            WHEREAS, a condition precedent to the performance by FNC's of its obligations under the MOU is that the Pledgor shall have executed and delivered this Agreement to the Secured Party;

            NOW, THEREFORE, in consideration of the premises and to induce FNC to enter into the MOU, the Pledgor hereby agrees with the Secured Party as follows:

      ARTICLE I DEFINED TERMS

                  SECTION 1.1 DEFINITIONS

            (a) Unless otherwise defined herein, capitalized terms defined in the MOU and used herein have the meanings given to them in the MOU.

            (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC.

            (c)   The following terms shall have the following meanings:

            "Agreement" means this Note Pledge Agreement.

            "Event of Default" means any Event of Default as defined in the MOU or any material breach of this Agreement after written notice to the Pledgor from the Secured Party.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, Lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

            "Note" means that certain Amended and Restated Convertible Senior Note dated as of March 1, 2004 issued by Pride International, Inc. in the principal amount of US$20,000,000.

            "Note Issuer" means Pride International, Inc.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a governmental authority.

            "Pledged Collateral" means all right and interest of the Pledgor in the Note; provided, that Pledged Collateral shall exclude the interest payable under the Note.

            "Secured Obligations" means all amounts, obligations, covenants and duties owing by the Investor to the Secured Party of every type and description, present or future, arising under the MOU, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money and other sums chargeable to the Investor under the MOU, and all of the Pledgor's obligations under this Agreement.

            "UCC' means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Party's security interest for the benefit of the Secured Party in any Pledged Collateral is governed by the Uniform Commercial Code (or its equivalent) as in effect in a jurisdiction other than the State of New York, the term "UCC' shall mean the Uniform Commercial Code (or its equivalent) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  SECTION 1.2 CERTAIN OTHER TERMS

            (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until each mean "to but excluding" and the word "through" means "to and including."

            (b) The terms "herein," "hereof" "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

            (c) References herein to a Schedule, Article, Section, subsection or clause refer to the appropriate Schedule to, or Article, Section, subsection or clause in this Agreement.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

            (e) Where the context requires, provisions relating to any Pledged Collateral, when used in relation to the Pledgor, shall refer to the Pledgor's Pledged Collateral or any relevant part thereof.

            (f) Any reference in this Agreement to this Agreement or the MOU shall include all appendices, exhibits and schedules hereto and thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications hereto or thereto, and as the same may be in effect at any time such reference becomes operative.

            (g) The term "including" means "including without limitation" except when used in the computation of time periods.

            (h) The terms "Investor," "Secured Party" and "Secured Party" include their respective successors.

            (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

      ARTICLE II GRANT OF SECURITY INTEREST

                  SECTION 2.1 GRANT OF SECURITY INTEREST IN PLEDGED
                              COLLATERAL

            The Pledgor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally pledges and hypothecates to the Secured Party, and grants to the Secured Party a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral.

      ARTICLE III REPRESENTATIONS AND WARRANTIES

            To induce FNC to enter into the MOU, the Pledgor hereby represents and warrants each of the following to the Secured Party:

                  SECTION 3.1 TITLE; NO OTHER LIENS

            The Pledgor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder free and clear of any Lien, except for the Lien granted to the Secured Party pursuant to this Agreement.

                  SECTION 3.2 PERFECTION AND PRIORITY

            The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Secured Party in the Pledged Collateral upon the delivery to the Secured Party of the Note evidencing the Pledged Collateral, endorsed by an effective endorsement for transfer to the Secured Party or in blank. Such security interest shall be prior to all other Liens on the Pledged Collateral.

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

                  SECTION 3.3 PLEDGED COLLATERAL

            The Pledged Collateral constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

      ARTICLE IV COVENANTS

            The Pledgor agrees with the Secured Party to the following:

                  SECTION 4.1 GENERALLY

            The Pledgor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, (b) not use or permit any Pledged Collateral to be used unlawfully, (c) not sell, transfer or assign (by operation of law or otherwise) any Pledged Collateral, and (d) not enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any Pledged Collateral.

                  SECTION 4.2 MAINTENANCE OF PERFECTED SECURITY INTEREST;
                              FURTHER DOCUMENTATION

            (a) The Pledgor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons.

            (b) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement required under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby.

                  SECTION 4.3 CHANGES IN LOCATIONS, NAME, ETC.

            (a) Except upon 15 days' prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein the Pledgor shall not do any of the following:

            (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to above; or

            (ii) change its name, identity or corporate structure to such an extent that any financing statement filed, if any, in connection with this Agreement would become misleading.

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

            (b) The Pledgor shall keep and maintain at its own cost and expense satisfactory and complete records of the Pledged Collateral in all material respects, including a record of all payments received and all credits granted with respect to the Pledged Collateral and all other dealings with the Pledged Collateral.

                  SECTION 4.4 PLEDGED COLLATERAL

            (a) The Pledgor shall deliver to the Secured Party all certificates representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Secured Party shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

            (b) The Secured Party shall be entitled at all times to receive and retain all payments and prepayments of principal on the Note. Prior to the occurrence and continuance of an Event of Default, such payments shall be held by the Secured Party as cash collateral for the Secured Obligations.

            (c) The Pledgor shall be entitled to receive and retain all interest paid under the Note.

                  SECTION 4.5 PAYMENT OF OBLIGATIONS

            The Pledgor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Pledged Collateral.

                  SECTION 4.6 WAIVER OF RIGHTS UNDER THE NOTE

            The Pledgor, so long as the Note is pledged hereunder, hereby (i) expressly waives its rights under Section 1.1 of the Note with respect to prepayment of any portion of the principal amount under the Note, (ii) expressly waives its rights under Section 2.1 of the Note to convert the unpaid principal of the Note into Common Stock (the "Conversion Privilege") and (iii) undertakes not to, at any time, issue to the Note Issuer a notice with respect to Required Capital (as defined in the Note) or otherwise requiring the Note Issuer to make payments on behalf of the Pledgor or Maritima Petroleo e Engenharia Ltda. in respect of Required Capital or otherwise to Pride Amethyst II Ltd. or Pridemaritima Ltd.

      ARTICLE V REMEDIAL PROVISIONS

                  SECTION 5.1 CODE AND OTHER REMEDIES

            During the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to below) to or upon the Pledgor or any other Person (all and each of which demands, presentment, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Pledged Collateral, and may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any Pledged Collateral (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Secured Party shall apply the proceeds of any such action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Pledged Collateral, including under
Section 6.1(c) or in any way relating to the Pledged Collateral or the rights of the Secured Party, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the MOU shall prescribe. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  SECTION 5.2 PLEDGED COLLATERAL

            (a) (i) The Secured Party shall have the right to receive and retain all payments and prepayments of principal with respect to the Pledged Collateral and to make application thereof to the Secured Obligations in the order set forth in the MOU or, at its option pending such application, to hold such amounts as cash collateral for the Secured Obligations and (ii) the Secured Party or its nominee may exercise (A) any rights pertaining to the Pledged Collateral and (B) any right of conversion (other than the exercise of the Conversion Privilege, unless an Event of Default has occurred and is continuing), exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Note Issuer, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (b) The Pledgor hereby expressly authorizes and instructs the Note Issuer to (i) comply with any instruction received by it from the Secured Party in writing that is in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the
Note Issuer shall be fully protected in so complying and

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

(ii) make any payment or prepayment or principal (but not interest) with respect to the Pledged Collateral directly to the Secured Party.

                  SECTION 5.3 PROCEEDS TO BE TURNED OVER TO SECURED PARTY

            Proceeds received by the Secured Party hereunder in cash shall be held by the Secured Party in a cash collateral account in a first tier bank. All proceeds while held by the Secured Party in a cash collateral account (or by the Pledgor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the MOU.

      ARTICLE VI THE SECURED PARTY

                  SECTION 6.1 SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT

            (a) The Pledgor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Secured Party the power and right, on behalf of the Pledgor, with notice to but without assent by the Pledgor, to do any of the following:

            (i) pay or discharge taxes and Liens levied or placed on or against the Pledged Collateral;

            (ii)  execute, in connection with any sale provided for in Section
      5.1 (Code and other Remedies), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Pledged Collateral; or

            (iii) (A) direct any party liable for any payment under any Pledged Collateral to make payment of any moneys, other than payment of interest under the Note, due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Collateral, (C) sign and indorse any assignment, notice and other document in connection with any Pledged Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Pledged Collateral and to enforce any other right in respect of any Pledged Collateral, (E) defend any suit, action or proceeding brought against the Pledgor with respect to any Pledged Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate, and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Pledged Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party's option and the Pledgor's expense, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and the security interest of the Secured Party for the benefit

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

      of the Secured Party therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

            Anything in this clause (a) to the contrary notwithstanding, the Secured Party agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

            (b) If the Pledgor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate of 2% per annum, from the date of payment by the Secured Party to the date reimbursed by the Pledgor, shall be deducted from proceeds resulting from any action taken by the Secured Party pursuant to Section 5.1 (Code and Other Remedies).

            (d) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  SECTION 6.2 DUTY OF SECURED PARTY

            The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to any Pledged Collateral, except to the extent such failure is the result of the gross negligence or willful misconduct of the Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interest in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  SECTION 6.3 EXECUTION OF FINANCING STATEMENTS

            The Pledgor authorizes the Secured Party and its affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Pledged Collateral without the signature of the Pledgor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. The Pledgor hereby also authorizes the Secured Party and its affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

      ARTICLE VII MISCELLANEOUS

                  SECTION 7.1 AMENDMENTS IN WRITING

            No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgor and the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.2 NOTICES

            All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

      (i)   if to the Pledgor:

                  Drillpetro Inc.
                  c/o Maritima Petroleo e Engenharia Ltda
                  20031-000 Avenida Almirante Barroso, 52
                  Gr. 340
                  Rio de Janeiro, Brazil
                  Attention: German Efromovich
                  Telecopy no: 55-21-220-6566

      (ii)  if to the Secured Party:

                  Federacion Nacional de Cafeteros de Colombia
                  Calle 73 No. 8-13, Torre B, Piso 8
                  Bogota D.C., Colombia
                  Attention: Gabriel Silva Lujan
                  Telecopy no:

            All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this in this Section 7.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 7.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other party hereto.

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

                  SECTION 7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE
                              REMEDIES

            The Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  SECTION 7.4 SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party and their respective successors and assigns; provided, however, that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

                  SECTION 7.5 COUNTERPARTS

            This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

                  SECTION 7.6 SEVERABILITY

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, (i) be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, (ii) any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (iii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that such provision may be enforceable in such jurisdiction as originally contemplated hereby to the greatest extent possible.

                  SECTION 7.7 SECTION HEADINGS

            The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

                                                           NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

                  SECTION 7.8 ENTIRE AGREEMENT

            This Agreement represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  SECTION 7,9 GOVERNING LAW

            This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except that to the extent that the creation, validity, enforceability, perfection or priority of the security interest in or rights and remedies in respect of, the Pledged Collateral are mandatorily governed by the laws of a jurisdiction other than the State of New York (including the laws of Colombia), such creation, validity, enforceability, perfection or priority of the security interest, or such rights and remedies, shall be governed by and construed in accordance with such mandatory laws.

                  SECTION 7.10 TERMINATION

            Following the satisfaction of Pledgor's obligations under the MOU or the termination of the MOU without an Event of Default having occurred and being continuing, the Secured Party shall return the Note or any cash collateral to the Pledgor and shall notify in writing the Note Issuer of the termination of the pledge under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                                         DRILLPETRO INC.,
                                                         as Pledgor

                                                         By: /s/ M.F.Welch
                                                             ---------------
                                                             Name: MICHAEL/WELCH
                                                             Title: DIRECTOR

ACCEPTED AND AGREED
as of the date first above written:

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, as the Secured Party

By:
   -----------------------------------
   Name: Gabriel Silva  Lujan
   Title: CEO and Legal Representative

            IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                              DRILLPETRO INC.,
                                              as Pledgor

                                              By:
                                                  ------------------------
                                                  Name:
                                                  Title:

ACCEPTED AND AGREED
as of the date first above written:

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, as the Secured Party

By: /s/Gabriel Silva Lujan
    -----------------------------------
    Name: Gabriel Silva Lujan
    Title: CEO and Legal Representative

NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT CAN BE CONVERTED HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NEITHER THIS NOTE NOR SUCH COMMON STOCK MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER ACKNOWLEDGES AND AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY COMMON STOCK ISSUED OR ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY OR IN THE WRITTEN OPINION ADDRESSED TO THE COMPANY OF COUNSEL ACCEPTABLE TO THE COMPANY (WHICH WRITTEN OPINION SHALL SPECIFICALLY STATE THE SECTION OF, OR RULE UNDER, THE SECURITIES ACT UPON WHICH SUCH OPINION IS BASED), IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                            PRIDE INTERNATIONAL, INC.

                  AMENDED AND RESTATED CONVERTIBLE SENIOR NOTE

                                 Houston, Texas

$20,000,000                                                        March 1, 2004

            FOR VALUE RECEIVED, PRIDE INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (the "Company"), promises to pay to Drillpetro Inc., an international business company organized under the laws of the Bahamas, or its registered assignee in an assignment made pursuant to, and in accordance with, Section 4.6 hereof (the "Holder"), on December 31, 2004 (the "Maturity Date"), the principal amount of twenty million U.S. dollars ($20,000,000), or such lesser amount as is then outstanding hereunder, plus interest on the unpaid balance from time to time of such principal amount from the date of this Note until such time as such principal shall become due and payable (whether by acceleration or otherwise), at a rate of interest equal to nine percent (9%) per annum (the "Stated Rate"), calculated on the basis of a year of 360 days, for the actual number of days elapsed.

            The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject and to which the Holder, by acceptance of this Note, agrees:

      I.    Principal and Interest Payments

            1.1 Payments. Subject to the rights of the Holder of this Note to accelerate the maturity of this Note or to convert this Note into common stock ("Common Stock") of the Company as hereinafter described, the unpaid principal of, and accrued and unpaid interest on, this Note shall be due and payable on the Maturity Date. In addition, accrued and unpaid interest shall be due and payable on September 1, 2004. All principal or interest on this Note not paid when due shall bear interest at the Stated Rate plus one percent (1%) per annum. The unpaid principal of this Note may be prepaid at any time after June 1, 2004 in whole or in part without premium or penalty on not less than three days' prior written notice to the Holder. In addition, the Company shall, on not less than 30 days' prior written notice from the Holder, (a) at any time (if any) after Federacion Nacional de Cafeteros de Colombia ('FNC") has notified the Company in writing that this Note is no longer subject to a pledge by the Holder in favor of FNC (the "Pledge Release Date") but on or before July 1, 2004, prepay all or any part (as set forth in the notice from the Holder) of the unpaid principal of this Note up to the amount that, together with accrued and unpaid interest thereon, equals the Required Capital (as defined below) at the time of prepayment or (b) at any time after July 1, 2004, prepay all or any part (as set forth in the notice from the Holder) of the unpaid principal of this Note. The Holder acknowledges and agrees that any payment made by the Company directly to Pride Amethyst II Ltd. or Pridemaritima Ltd. on behalf of the Holder or Maritima Petroleo e Engenharia Ltda. in respect of Required Capital following a notice requiring prepayment pursuant to item (a) of the immediately preceding sentence shall be credited toward, and deemed to satisfy and discharge (to the extent of the amount of such payment), such prepayment. Any prepayment of the unpaid principal of this Note pursuant to this paragraph shall be made together with accrued and unpaid interest on that prepaid principal through the date of prepayment. For purposes of this Section 1.1, "Required Capital" means, at any time, the amount the Holder or Maritima Petroleo e Engenharia Ltda. is required to fund at such time (and, for the avoidance of doubt, that has not already been, and is not concurrently being, funded) pursuant to calls duly made by Pride Amethyst II Ltd. or Pridemaritima Ltd., respectively, after the date hereof and on or prior to such time.

            If, at any time when the Holder is not a United States person (a "U.S. Person") within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), any U.S. federal withholding taxes are imposed on any amounts payable or paid by the Company to the Holder pursuant to this Note, including pursuant to this sentence, the Company shall pay additional amounts to the Holder so that the amount the Holder shall receive and retain, after reduction for all U.S. federal withholding taxes, shall equal the amount the Holder would have received and retained had such U.S. federal withholding taxes not been imposed; provided, however, that the provisions of this sentence shall not apply and shall have no force or effect unless (a) the Holder shall have provided, from time to time, to the Company and renewed, when required, from time to time, a valid, duly completed and signed Form W-8BEN, Form W-8ECI and Form W-8IMY (as appropriate) or successor forms and any and all other valid, duly completed and signed forms, documents, instruments, certifications writings and proof that are required, in the opinion of counsel to the Company, to establish and maintain at all times an exemption from U.S. federal withholding taxes on all amounts payable or paid by the Company to the Holder or (b) the Holder shall be unable to provide such forms, documents, instruments, certifications, writings and proof solely because of a change in law occurring on or after the date of issuance of this Note, which change in law would have rendered the original Holder of this Note (if different from the Holder) unable to provide such forms, documents, instruments, certifications, writings and proof solely as a result of that change in law had that original Holder not ever transferred this Note. If the Holder receives a refund of, or tax credit in respect of, any taxes in respect of which the Company has paid any additional amounts pursuant to the immediately preceding sentence, the Holder shall pay the amount of such refund (including any interest received with respect thereto) or tax credit to the Company, in the event that the Company shall be required to pay any additional amount pursuant to this paragraph, the Company shall be entitled to immediately prepay the unpaid principal of this
Note in whole or in part without premium or penalty; provided, however, that such prepayment of the principal of this Note shall be made together with accrued and unpaid interest on that prepaid principal through the date of prepayment. The Company shall be entitled to make any withholdings or deductions required by law from any amounts payable or paid by the Company to the Holder pursuant to this Note and, except as set forth in this paragraph, shall not be required to pay any additional amounts to the Holder in respect of those withholdings or deductions.

            Except as provided in this Section 1.1, the unpaid principal of this Note may not be paid prior to maturity without the written consent of the Holder.

            1.2 Place of Payment. Payment of both principal and interest shall be made on a day upon which national banks operating in Houston, Texas are open for business (a "Business Day") in lawful money of the United States of America in immediately available funds to the Holder at the location designated by the Holder in writing to the Company. If any payment is due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day, together with interest accrued to that next succeeding Business Day.

            1.3 Ranking. The obligations of the Company to pay the principal of and interest on this Note rank senior in right of payment to any subordinated indebtedness of the Company and rank equal to all existing and future senior indebtedness of the Company.

            1.4 Mutilated, Destroyed, Lost or Stolen Note. If this Note is surrendered to the Company in a mutilated condition, the Company shall execute and deliver, in exchange for the surrendered Note, a new Note of like tenor and principal amount to the surrendered Note. If the Holder delivers to the Company
(a) evidence to the Company's satisfaction of the destruction, loss or theft of this Note and (b) such security or indemnity as may be required by the Company to save it harmless, then, in the absence of notice to the Company that this Note has been acquired by a bona fide purchaser, the Company shall execute and deliver in lieu of this destroyed, lost or stolen Note, a new Note of like tenor and principal amount to this destroyed, lost or stolen Note. Upon the issuance of any new Note under this Section 1.4, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge, cost or expense that may be imposed in relation thereto and any other cost or expense (including the fees and the expenses of the Company) connected therewith. Every new Note issued pursuant to this Section 1.4 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone. Any new Note delivered pursuant to this Section 1.4 shall be dated so that neither gain nor loss in interest shall result from such exchange. The provisions of this Section
1.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

      II.   Conversion

            2.1 Conversion Privilege. Subject to and upon compliance with the provisions of this Note, at the option of the Holder, the unpaid principal of this Note may, at any time after the Pledge Release Date, be converted, in whole or in part, into fully paid and non-assessable shares of Common Stock issuable upon conversion of this Note, at the Conversion Price (as hereinafter defined) in effect at the Date of Conversion (as hereinafter defined), until and including, but not after, the close of business on the Maturity Date; provided, however, that the Holder shall not be entitled, in any conversion, to convert less than $2,000,000 of the unpaid principal of this Note pursuant to this
Section 2.1. The accrued and unpaid interest on any principal converted pursuant to this Section 2.1 shall be payable through the Date of Conversion (as defined below) that applies to that converted principal and shall be paid within five Business Days after that Date of Conversion (as defined below).

            2.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder shall surrender this Note to the Company at any time during usual business hours at its office listed in Section 4.4, accompanied by a fully executed written notice that the Holder elects to convert this Note or a portion hereof. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. This Note, when surrendered for conversion, shall (if required by the Company) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its attorney duly authorized in writing. Subject to Section 2.9 hereof, the Company shall, as promptly as practicable after the receipt of such notice and the surrender of this Note as aforesaid, deliver at such office to the Holder, or on its written order, a certificate or certificates (bearing such legends as are required by U.S. state and federal securities laws) for the number of full shares of Common Stock issuable on such conversion of this Note in accordance with the provisions of this Article II and cash, as provided in Section 2.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which this Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the Date of Conversion; provided further, however, that, in the case of any conversion to which the proviso in the last sentence of Section 2.9 hereof applies, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to have become the recordholder or holders thereof for all purposes on the date of delivery thereof but such conversion shall nevertheless be at the Conversion Price in effect at the Date of Conversion. In the case of conversion of a portion, but less than all, of this Note, the Company shall as promptly as practicable execute, and deliver to the Holder, at the expense of the Company, a
Note in the aggregate principal amount of the unconverted portion of this Note. Except as otherwise expressly provided herein, no payment or adjustment under this Note shall be made for dividends or distributions on any Common Stock issued upon conversion of this Note.

            2.3 Fractional Interests. No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of this Note. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 2.3, be issuable on the conversion of this Note, the Company shall make payment in lieu thereof in an amount of cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock on the New York Stock Exchange (or if not admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) on the last trading day prior to the Date of Conversion on which a sale has taken place (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such trading day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

            2.4 Conversion Price. The conversion price per share of Common Stock issuable upon conversion of this Note shall initially be $21.625 per share of Common Stock (the "Conversion Price"), subject to adjustment as provided herein.

            2.5 Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  a. In case the Company shall (1) make or pay a dividend or make a distribution in shares of Common Stock on its Common Stock,
            (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder upon surrender of this Note for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Note been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective on the day immediately after the record date, except as provided in subsection
            (f) below, in the case of a dividend or distribution and shall become effective on the day immediately after the effective date in the case of a subdivision or combination.

                  b. In case the Company shall distribute any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of

            Common Stock or securities convertible into Common Stock at a price per share less than the Relevant Current Market Price Per Share (as defined below), the Conversion Price shall be adjusted by multiplying the otherwise existing Conversion Price by a fraction, of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of shares of Common Stock which the aggregate price of the total number of shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied would purchase at the Relevant Current Market Price Per Share and (ii) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of additional shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied. For purposes of this subsection (b), the "Relevant Current Market Price Per Share" means the then current market price per share of the Common Stock (determined as provided in subsection (d) below) on the record date for the distribution to which this subsection (b) applies, minus, for any distribution to which subsection (c) applies and for which (x) the record date shall occur on or before the record date for the distribution to which this subsection (b) applies and (y) the "'ex' date" shall occur on or after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies, the fair market value (on the record date for the distribution to which this subsection (b) applies and as reasonably determined in good faith by the Board of Directors of the Company) of the assets of the Company or evidences of indebtedness, cash or securities distributed in respect of each share of Common Stock in such subsection (c) distribution. The adjustment shall, except as provided in subsection (f) below, become effective on the day immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies.

                  c. In case the Company or any subsidiary of the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or securities (excluding Common Stock, any rights, options or warrants to purchase Common Stock, any securities convertible into or exchangeable for Common Stock, or any dividend or distribution paid in cash out of earned surplus of the Company) then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (d) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall, except as provided in subsection (f) below, become effective on the day immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  d. For the purpose of any computation under subsection (b) or (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the 10 trading days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date", with respect to the issuance or distribution requiring such computation. For purposes of subsection
            (b) and this subsection (d), the term "'ex' date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance or distribution.

                  e.    In addition to the foregoing adjustments in subsections
            (a), (b) and (c) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

                  f. In any case in which this Section 2.5 shall require that an adjustment be made effective on the day immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any portion of this Note converted after such record date and on and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 2.3 hereof or issuing to the Holder the number of shares of Common Stock (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to such adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to the Holder the appropriate cash payment pursuant to Section 2.3 hereof and issue to the Holder the additional shares of Common Stock (or other asset or securities) issuable on such conversion.

                  g. Upon the expiration of any rights, warrants or options referred to in subsection (b) or (c) above, the Conversion Price shall be adjusted to such amount as would have been received by the Holder had the adjustment in such Conversion Price made upon the distribution of such subscription rights or warrants been made upon the basis of the distribution of only such number of subscription rights or warrants as were actually exercised.

                  h. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price. All calculations under this
            Article II shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  i. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly mail or cause to be mailed a notice of such adjustment to the Holder at its address set forth in
            Section 4.4.

            2.6 Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding shares of Common Stock), (b) any consolidation or merger of the Company with or into any other person, or the merger of any other person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or
(c) sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Holder an agreement providing that the Holder shall have the right to convert this Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company (i) is not a person party to such transaction and (ii) failed to exercise its rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 2.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this

Section 2.6 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notice of the execution of each such agreement shall be mailed to the Holder at its address set forth in Section 4.4.

            2.7   Notice of Certain Events, In case:

                  a. the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends or dividends payable in Common Stock); or

                  b. the Company shall authorize the granting to the holders of Common Stock of rights, warrants, options or convertible or exchangeable securities to subscribe for, purchase or otherwise acquire any shares of stock of any class or of any other rights; or

                  c. the Company shall authorize any capital reorganization of the Company, any reclassification or change of the Common Stock (excluding a subdivision or combination of its outstanding shares of Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all the assets of the Company; or

                  d. there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

 then, the Company shall deliver to the Holder at its address set forth in
 Section 4.4, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants, options or convertible or exchangeable securities, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants, options or convertible or exchangeable securities are to be determined, or (2) such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up.

            2.8. Taxes on Conversion. The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of this Note.

            2.9 Company to Provide Stock. The Company shall satisfy its obligations in respect of the conversion of this Note by delivering either shares of Common Stock out of its authorized but unissued shares or repurchased shares of Common Stock which are held in the treasury of the Company.

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of this Note will upon issue be duly authorized and validly issued, fully paid and non-assessable by the Company and free of preemptive rights. The Company shall use commercially reasonable efforts to obtain the approval of its shareholders at its next regular annual meeting of the shareholders for an increase in its authorized shares of Common Stock by an amount sufficient as of the date of that regular annual meeting to permit the conversion of the unpaid principal of this Note into shares of Common Stock; provided, however, that, if the Company has been unable to obtain the approval of its shareholders for an increase in its authorized shares of Common Stock by an amount sufficient to permit the conversion of the unpaid principal of this Note as of any Date of Conversion, the Company shall have 60 days after the Date of Conversion to satisfy its obligations under the third sentence of Section 2.2 hereof.

            2.10 Cancellation of Converted Securities. This Note, if delivered for conversion, shall be canceled by or at the direction of the Company.

      III.  Events of Default and Remedies

            3.1 If any of the following events (each an "Event of Default") shall occur and be continuing:

                  a. The Company shall fail to pay any amount of principal of this Note when due or shall fail to pay any interest on this Note within five Business Days after the same shall become due; or

                  b. The Company shall generally fail to pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property (and in the case of any such involuntary proceeding, such proceeding shall not be dismissed after a period of 60 days thereafter); or the Company shall take any corporate action to authorize any of the actions set forth above in this Section 3.1(b); or

                  c.    Any Change in Control (as defined below) occurs;

                  d. Final judgments or orders rendered against the Company which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 shall remain undischarged in accordance with their respective terms and the enforcement thereof shall be unstayed and either (1) an enforcement proceeding shall have been commenced and be pending by any creditor upon such judgments and orders or (2) there shall have been a period of 75 consecutive days during which stays of such judgments and orders, by reason of pending appeals or otherwise, were not in effect; or

                  e. The Company breaches any covenant, representation or warranty given in this Note or the Registration Rights Agreement by and among the Company, Drillpetro Inc., Techdrill Inc. and Maritima Petroleo e Engenharia Ltda. relating to the Common Stock issued or issuable upon conversion of this Note (the "Registration Rights Agreement") and does not cure such breach within 30 days after the earlier of (1) being given notice thereof by the Holder or (2) knowledge thereof by the Company;

then and at any time during the continuance of an Event of Default, the Holder may, at its option, exercise any and all rights, powers and remedies provided for under this Note, by law, in equity or otherwise, including the right to declare the unpaid balance of principal and accrued and unpaid interest on this Note at once due and payable, whereupon such unpaid balance of principal and accrued and unpaid interest shall be and become immediately due and payable without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default described in Section 3.1b, the unpaid balance of principal and accrued and unpaid interest on this Note shall at once be and become due and payable without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived by the Company and entitle the Holder to exercise any and all rights, powers and remedies provided for under this Note, by law, in equity or otherwise.

            "Change in Control" means (i) a determination by the Company that any person or group (as defined for purposes of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable) has become the direct or indirect beneficial owner (as defined for purposes of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, whether or not applicable) of more than 50% of the voting stock of the Company; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, whether or not applicable) in the aggregate by (x) the shareholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the shareholders of the Company entitled to vote on such merger or consolidation, the shareholders of the Company as of such record date; (iii) the Company, either individually or in conjunction with one or more subsidiaries, sells, conveys, transfers or leases, or the subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the subsidiaries, to any person (other than a wholly owned subsidiary of the Company); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

            "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (a) was a member of the Board of Directors of the Company on the date of this Note or (b) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least 66 2/3% of the directors then still in office who were either directors on the date of this Note or whose election or nomination for election was previously so approved.

      IV.   Expenses and Miscellaneous

            4.1 Expenses. If default is made in the payment of this Note, or it is placed in the hands of an attorney for collection, or collected through bankruptcy or other proceedings, or if suit is brought on this Note, the Company shall pay the reasonable attorneys' fees and expenses of the Holder in addition to all other amounts owing hereunder. The Company also agrees to pay all costs, expenses and other charges, including reasonable attorneys' fees and expenses, incurred by the Holder in the enforcement of any right or remedy under this Note or any document executed in connection herewith or therewith, including any amendment, renewal, modification or extension hereof. Any costs, expenses, indemnities and other amounts, other than interest and principal, to be paid by the Company under this Note or the other documents securing, evidencing or providing for this Note shall be due and payable within five Business Days after demand therefor.

            4.2 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; TERMS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION. THE COMPANY AND THE HOLDER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND THE HOLDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

            4.3 Substitution; Amendment and Restatement. This Note is given in modification and replacement (but not in extinguishment or as a novation) of, and amends and restates in its entirety, that certain Amended and Restated Convertible Senior Note made as of March 1, 2004 in the original principal amount of $20,000,000 by the Company in favor of the Holder, which Amended and Restated Convertible Senior Note (together with another Amended and Restated Convertible Senior Note made as of March 1, 2004 in the original principal amount of $12,000,000 by the Company in favor of the Holder) was given in substitution and replacement (but not in extinguishment or as a novation) of that certain Amended and Restated Convertible Senior Note made as of March 1, 2004 in the original principal amount of $32,000,000 by the Company in favor of the Holder, which Amended and Restated Convertible Senior Note, in turn, was given in modification and replacement (but not in extinguishment or as a novation) of, and amended and restated in its entirety, that certain Convertible Senior Note made as of March 1, 2001 in the original principal amount of $32,000,000 by the Company (successor by merger to Pride International, Inc., a corporation organized under the laws of the State of Louisiana) in favor of the Holder, as supplemented by that certain Supplemental Agreement made as of August 3, 2001 by the Company (formerly known as PM Merger, Inc.) for the benefit of the Holder.

            4.4 Notices. All notices and other communications provided for hereunder shall be in writing and sent or delivered in person or by internationally recognized courier, telex, telecopy, telegraph or cable, if to the Company, to:

                 5847 San Felipe, Suite 3300
                 Houston, Texas 77057
                 Attention: General Counsel
                 Telecopy: (713) 914-9796

                 if to the Holder, to:

                 c/o Maritima Petroleo e Engenharia Ltda
                 20031-000 Avenida Almirante Barroso, 52
                 Gr. 3400
                 Rio de Janeiro, Brazil
                 Attention: German Efromovich
                 Telecopy: 55-21-220-6566
or to each such party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be effective as of the date delivered in person or by internationally recognized courier, and in the case of notice by telex, telecopy, telegram or cable delivered, addressed as aforesaid and upon receipt of an answer back.

            4.5 No Waivers. No failure to exercise and no delay on the part of the Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and the Holder shall operate as a waiver of any right of the Holder.

            4.6 Successors and Assigns. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Company and the Holder; provided, however, that (a) any attempted assignment or transfer of this Note or any rights or obligations under this Note or any of the Common Stock issued or issuable upon conversion of this Note by the Holder shall be void and have no force or effect unless made in conformity with the provisions set forth in the boldface restrictive legend on the front of this Note and (b) any attempted assignment or transfer of this Note or any rights or obligations under this Note by the Company shall be void and have no force or effect unless made with the written consent of the Holder. Each assignment or transfer of this Note made in compliance with clause (a) of the immediately preceding sentence shall be recorded in the books of the Company in order to reflect the Holder to which the assignment or transfer is made as the new registered Holder.

            4.7 Final Agreement. THIS NOTE AND THE DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS AGREEMENTS (WHETHER WRITTEN OR ORAL), OR SUBSEQUENT ORAL AGREEMENTS, OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                              PRIDE INTERNATIONAL, INC.

                                              By:/s/ Paul A. Bragg
                                                 ----------------------
                                              Name:  Paul A.Bragg
                                              Title: Chief Executive Officer

DRILLPETRO INC.

By:/s/ M.F. Welch
   ---------------
Name:  M.F. Welch
Title: DIRECTOR

                            PRIDE INTERNATIONAL, INC.
                           5847 San Felipe, Suite 3300
                              Houston, Texas 77057

                           CONSENT AND ACKNOWLEDGEMENT

Federacion Nacional de Cafeteros de Colombia
Calle 73 N degrees 8 - 13 Torre B Piso 8
Bogota D.C.
Colombia
("FNC")

Drillpetro Inc.
c/o Maritima Petroleo e Engenharia Ltda
20031-000 Avenida Almirante Barroso, 52
Gr. 3400
Rio de Janeiro, Brazil
("Drillpetro")

                                                                   April 7, 2004

Ladies and Gentlemen:

            Pride International, Inc. ("we" or the "Company") refer to the Amended and Restated Convertible Senior Note (the "Note"), dated as of March 1, 2004, in the principal amount of US$20,000,000, executed by ourselves in favor of Drillpetro or its registered assignee in an assignment made pursuant to, and in accordance with, Section 4.6 of the Note, as Holder.

            We hereby consent to and acknowledge that Drillpetro has pledged to FNC, and has granted to FNC a security interest in, the Note as security for the full and prompt payment when due of, and the performance of, certain obligations of an affiliate of Drillpetro to FNC (the "Pledge"); provided, however, for the avoidance of doubt, that the Pledge and any other assignment or transfer of the Note or any rights or obligations under the Note or any of the Common Stock (as defined in the Note) issued or issuable upon conversion of the Note must nonetheless be made pursuant to, and in accordance with, Section 4.6 of the Note. For purposes of the Pledge and a transfer to FNC pursuant to the Pledge, we acknowledge that the requirements of Section 4.6 of the Note have been satisfied.

            We hereby agree that we will record the Pledge in the books of the Company.

            We further acknowledge and agree as follows:

            1. As of the date hereof, the principal amount outstanding under the Note is US$20,000,000. On the date hereof, the Company is indebted to Drillpetro under the Note in the amount of US$20,000,000, without defense or counterclaim under the Note of any kind. Until the Note has been released from the Pledge, we hereby waive any right of setoff for claims against Drillpetro against the principal amount outstanding under the Note.

            2. The Note is our legal, valid and binding obligation and is enforceable against us in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, winding up or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity, whether considered in a proceeding in equity or at law or under applicable legal codes.

            3. Drillpetro is the holder of the Note in our books and, to our knowledge, has not conveyed, assigned or transferred any interest in the Note to any other person.

            4. Until such time as we are notified by FNC that the Note has been released from the Pledge, to the extent that Drillpetro is entitled to receive payment of principal under the Note, the Company and the addressees to this letter agree that the Company will follow the instructions of FNC on behalf of Drillpetro pursuant to Section 1.2 of the Note with respect to the location of such payment (and not any instructions from Drillpetro directly or from any other person). Drillpetro hereby appoints FNC as its agent for the foregoing purpose, and FNC hereby accepts such appointment. For the avoidance of doubt, to the extent that Drillpetro is entitled to receive payment of interest under the Note, the Company and the addressees to this letter agree that the Company will continue to follow the instructions of Drillpetro (directly) pursuant to Section
1.2 of the Note with respect to the location of such payment as contemplated under the Note.

                            [continued on next page]

                                                Sincerely yours,

                                                PRIDE INTERNATIONAL, INC.

                                                By: /s/ Paul A. Bragg
                                                    ---------------------------
                                                Name:   Paul A. Bragg
                                                Title:  Chief Executive Officer

Acknowledged and agreed to:

DRILLPETRO INC.

By:________________________________
Name:______________________________
Title:_____________________________

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA

By:________________________________
Name:______________________________
Title:_____________________________

                                                Sincerely yours,

                                                PRIDE INTERNATIONAL, INC.

                                                By: /s/ Paul A. Bragg
                                                    ---------------------------
                                                Name:   Paul A. Bragg
                                                Title:  Chief Executive Officer

Acknowledged and agreed to:

DRILLPETRO INC.

By: /s/ M.F. Welch
   --------------------
Name: M.F. Welch
Title: Director

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA

By:________________________________
Name:______________________________
Title:_____________________________

                                                Sincerely yours,

                                                PRIDE INTERNATIONAL, INC.

                                                By: ___________________________
                                                Name:  ________________________
                                                Title: ________________________

Acknowledged and agreed to:

DRILLPETRO INC.

By:________________________________
Name:______________________________
Title:_____________________________

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA

By: /s/ Gabriel Silva Lujan
    ---------------------------------
Name: Gabriel Silva Lujan
Title: CEO and Legal Representative

                                   CERTIFICATE

      Federacion Nacional de Cafeteros de Colombia ("FNC") hereby confirms to Pride International, Inc. ("Pride") that:

      1. FNC understands that any assignment or transfer of the Amended and Restated Convertible Senior Note (the "Note"), dated as of March 1, 2004, in the principal amount of US$20,000,000, executed by Pride in favor of Drillpetro
Inc. or its registered assignee in an assignment made pursuant to, and in accordance with, Section 4.6 of the Note (collectively, "Drillpetro") or any rights or obligations under the Note or any of the Common Stock (as defined in the Note) issued or issuable upon conversion of the Note (any "Transfer") is subject to certain restrictions and conditions set forth in Section 4.6 of the Note, and FNC agrees to be bound by, and not to make any Transfer except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. FNC understands that the original issuance of the Note to Drillpetro and the pledge thereof to FNC has not been registered under the Securities Act.

      3.    FNC is an "accredited investor" (as defined in Rule 501(a)(l), (2),
(3) or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of accepting the pledge of the Note and any subsequent acquisition of the Note by FNC pursuant thereto, and FNC is able to bear the economic risk of the foregoing.

      4. FNC is acquiring its interest in the Note for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. FNC does not presently expect to sell or otherwise transfer its interest in the Note.

                                        FEDERACION NACIONAL DE
                                        CAFETEROS DE COLOMBIA

                                        By: /s/ Gabriel Silva Lujan
                                            ----------------------------------
                                            Name:  Gabriel Silva Lujan
                                            Title: CEO and Legal Representative

Dated: April 7, 2004

                                   CERTIFICATE

      Drillpetro Inc. ("Drillpetro") hereby confirms to Pride International, Inc. ("Pride") that:

      1. The pledge (the "Pledge") by Drillpetro to Federacion Nacional de Cafeteros de Colombia ("FNC") of the Amended and Restated Convertible Senior Note (the "Note"), dated as of March 1, 2004, in the principal amount of US$20,000,000, executed by Pride in favor of Drillpetro or its registered assignee in an assignment made pursuant to, and in accordance with, Section 4.6 of the Note and any rights or obligations under the Note and any of the Common Stock (as defined in the Note) issued or issuable upon conversion of the Note constitutes a "bona fide pledge" as such term, is used in Rule 144 promulgated under the Securities Act of 1933, as amended.

      2. Drillpetro currently intends to perform its obligations secured by the Pledge. In addition, Drillpetro currently intends that FNC will not exercise its rights of foreclosure pursuant to the Pledge and will not sell or otherwise transfer its interest in the Note.

                                                          DRILLPETRO INC.

                                                          By: /s/ M.F. Welch
                                                              ------------------
                                                              M.F. Welch
                                                              Director

Dated: April 7, 2004

                             INSTRUMENT OF TRANSFER

      FOR VALUE RECEIVED, Drillpetro Inc., pursuant to the Note Pledge Agreement, dated as of April 7, 2004, by Drillpetro Inc. in favor of Federacion Nacional de Cafeteros de Colombia, hereby sells, assigns and transfers unto Federacion Nacional de Cafeteros de Colombia, without recourse, all of its right, title and interest in that certain Amended and Restated Convertible Senior Note, dated March 1, 2004, in the principal amount of US$20,000,000, executed by Pride International, Inc. and payable to Drillpetro Inc.

                                                         DRILLPETRO INC.

Dated: April 7, 2004                                     By: /s/ M.F. Welch
                                                             ------------------
                                                             Name: M.F. Welch
                                                             Title: Director

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                               SETTLORS AGREEMENT

                              DATED [   ] [ ], 2004

                                  BY AND AMONG

                  FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA,

                                       AND

                          OCEANAIR LINHAS AEREAS LTDA.

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS............................................................................                2

   Section 1.1 Definitions.......................................................................                2
   Section 1.2 Interpretation....................................................................                7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS....................................                8

   Section 2.1 Representations and Warranties by the Parties.....................................                8

ARTICLE III GOVERNANCE PROVISIONS................................................................                8

   Section 3.1 Steering Committee................................................................                8
   Section 3.2 Board of Directors; Election and Removal:.........................................                9
   Section 3.3 Voting Requirements...............................................................               10
   Section 3.4 Management........................................................................               12
   Section 3.5 Auditors..........................................................................               12
   Section 3.6 Financial Information; Books and Records..........................................               13

ARTICLE IV TRANSFER OF INTERESTS.................................................................               14

   Section 4.1 Restriction Period................................................................               14
   Section 4.2 Transfer of the Investor Interest.................................................               14
   Section 4.3 Transfer of the FNC Interest......................................................               16
   Section 4.4 Breach of Transfer Restrictions...................................................               17

ARTICLE V THE FNC PUT RIGHT......................................................................               18

   Section 5.1 Put Right.........................................................................               18
   Section 5.2 Put Closing.......................................................................               19

ARTICLE VI INVESTOR CALL RIGHT...................................................................               19

   Section 6.1 Call Right........................................................................               19
   Section 6.2 Call Closing......................................................................               20

ARTICLE VII INVESTOR DRAG ALONG RIGHTS...........................................................               20

   Section 7.1 Drag Along Rights.................................................................               20

ARTICLE VIII PREEMPTIVE RIGHTS...................................................................               21

   Section 8.1 Exercise of Preemptive Rights.....................................................               21

ARTICLE IX INTEREST REGISTRY.....................................................................               22

   Section 9.1 Interest Registry.................................................................               22
   Section 9.2 Contributions to the Shareholders.................................................               23

ARTICLE X RELATED-PARTY TRANSACTIONS.............................................................               23

   Section 10.1 Transactions with Related Parties................................................               23

ARTICLE XI DEFAULT...............................................................................               23

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

   Section 11.1 Default..........................................................................               23
   Section 11.2 Put and Call Rights in the Event of Default......................................               23
   Section 11.3 Other Remedies...................................................................               24

ARTICLE XII INDEMNIFICATION......................................................................               25

   Section 12.1 Indemnification..................................................................               25

ARTICLE XIII GENERAL PROVISIONS..................................................................               25

   Section 13.1 Effective Date...................................................................               25
   Section 13.2 Survival of Representations, Warranties, Covenants and Agreements................               25
   Section 13.3 Termination......................................................................               26
   Section 13.4 Amendment and Waiver.............................................................               26
   Section 13.5 Notices..........................................................................               26
   Section 13.6 Entire Agreement.................................................................               28
   Section 13.7 No Assignment; Binding Effect....................................................               28
   Section 13.8 Headings.........................................................................               28
   Section 13.9 Invalid Provisions...............................................................               29
   Section 13.10 Governing Law...................................................................               29
   Section 13.11 Arbitration.....................................................................               29
   Section 13.12 Counterparts....................................................................               30
   Section 13.13 No Set-Off......................................................................               30
   Section 13.14 Further Assurances..............................................................               30
   Section 13.15 Default Rate of Interest........................................................               30
   Section 13.16 Third Party Beneficiaries.......................................................               31
   Section 13.17 Acknowledgement.................................................................               31

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                               SETTLORS AGREEMENT

      This SETTLORS AGREEMENT (this "Agreement") dated as of the Effective Date (as defined below) is made and entered into by and among (i) FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, a private non-profit legal entity, with domicile in Bogota D.C., organized under the laws of Colombia, formed by Executive Resolution N degrees 033 of September 2nd, 1927 issued by the Colombian National Government and published in the Diario Oficial N degrees 20894 of 1928, represented to execute this document by Mr. Gabriel Silva Lujan, acting in his capacity as legal representative, identified with Colombian citizenship card
79.142.102 issued in Usaquen, as evidenced in the certificates of incorporation and legal representation previously delivered (together with its successors and permitted assigns, "FNC") and (ii) OCEANAIR LINHAS AEREAS LTDA., a corporation incorporated and existing under the laws of Brazil, represented to execute this document by Mr. German Efromovich, acting in his capacity as legal representative, identified with Brazilian citizenship card 4.180.036 and CPF 455.996.618-49 issued in Brazil, as evidenced in the certificates of incorporation and good standing, or its Brazilian equivalent, previously delivered (together with its successors and permitted assigns, the "Investor"). FNC and the Investor are referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, due to their financial condition, on March 21st, 2003 Aerovias Nacionales de Colombia S.A. Avianca S.A., a Colombian sociedad anonima, with domicile in Barranquilla, Colombia, organized under the laws of Colombia, incorporated by public deed number 2374 of December 5th 1919, of Notary Two of the notarial circuit of Barranquilla ("Avianca" or the "Company") and its wholly owned subsidiary Avianca Inc. ("Avianca Inc.") filed voluntary petitions to seek relief under the Chapter 11 of the United States Bankruptcy Code (the "Chapter 11") before the United States Bankruptcy Court for the Southern District of New York (the "Court");

WHEREAS, the Parties and the Company have executed an investment agreement dated as of May 31, 2004 (the "Investment Agreement"), pursuant to which the Investor and FNC agreed to fund a plan of reorganization of Avianca under Chapter 11 that provides for the restructuring of the Company's financial obligations (the "Plan");

WHEREAS, Avianca and Avianca Inc. have filed with the Court the Plan;

WHEREAS, pursuant to the Plan, certain Memorandum of Understanding dated as of April 7, 2004 (the "MOU") executed between FNC and the Investor and the Investment Agreement, each of [TRUST1], a [ ] organized and existing under the laws of the Republic of Colombia and [TRUST2], a [ ] organized and existing under the laws of the Republic of Colombia (each, a "Shareholder" and collectively, the "Shareholders") shall collectively become, on the Effective Date, the owners of one hundred percent (100%) of the Outstanding Stock of Restructured Avianca (as defined below);

WHEREAS, as a result of the implementation of the Plan and the performance of the obligations set forth in certain trust agreements executed among FNC, the Investor and [____] (collectively,

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

the "Trust Agreements"), the MOU and the Investment Agreement, the Investor will hold on the Effective Date a 75% interest (the "Investor Interest") in each of the Shareholders and FNC will hold on the Effective Date a 25% interest (the "FNC Interest", and together with the Investor Interest, the "Interests") in each of the Shareholders;

WHEREAS, the Plan and the Investment Agreement provide for the contribution of funds to the Shareholders by the Investor and FNC and the contribution of such funds to Avianca by the Shareholders, and the Investment Agreement further provides that the contributions made to the Shareholders pursuant to the Investment Agreement shall not modify the proportion between the Investor Interest and the FNC Interest;

WHEREAS the Shareholders will act at all times and exercise any rights they may have in their capacity as shareholders of Avianca pursuant to the joint instructions of FNC and the Investor, as provided in the Trust Agreements, as such instructions are delivered to the Shareholders by a Steering Committee (as defined below);

WHEREAS, the Parties wish to set forth the rules under which they will agree upon and issue instructions to the Shareholders for the exercise of their rights as shareholders of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties and Avianca agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1 Definitions.

      Except as otherwise specifically indicated, the following terms shall have the following meanings for purposes of this Agreement:

      "Affiliate" means, with respect to any Person, any Person that Controls, is Controlled by, or is under common Control with such Person.

      "Agreement" has the meaning set forth in the preamble of this Agreement.

      "Authority" means any governmental, judicial, arbitral, legislative, executive, administrative or regulatory authority.

      "Avianca" has the meaning set forth in the recitals to this Agreement.

      "Avianca Drag Along Closing" has the meaning set forth in Section 7.1(d) of this Agreement.

      "Avianca Drag Along Sale" has the meaning set forth in Section 7.1(a) of this Agreement.

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

      "Avianca Drag Notice" has the meaning set forth in Section 7.1(c) of this Agreement.

      "Avianca Drag Price" has the meaning set forth in Section 7.1(b) of this Agreement.

      "Avianca Offeror" has the meaning set forth in Section 7.1(a) of this Agreement.

      "Board" has the meaning set forth in Section 3.2(a) of this Agreement.

      "Business Day" means any day other than a Saturday, Sunday or a day that is a public holiday in Bogota, Colombia or Sao Paulo, Brazil.

      "By-laws" means the estatutos sociales of the Company, as they may be amended or restated from time to time.

      "Call Closing" has the meaning set forth in Section 6.1(d) of this Agreement.

      "Call Interests" has the meaning set forth in Section 6.1 of this Agreement.

      "Call Price" has the meaning set forth in Section 6.1(b) of this Agreement.

      "Call Right" has the meaning set forth in Section 6.1 of this Agreement.

      "Cause" means, with respect to any Person, (i) a final judgment of a court of competent jurisdiction that such Person has acted in breach of his or her duties to the Company as provided by applicable Law, or has committed an act of willful misconduct, gross negligence or abuse of authority, (ii) that any Authority has convicted such Person of one or more felonious criminal acts,
(iii) in the case of any Person serving as a director or as a member of the Steering Committee, any action (or failure to act) of such Person that results in a breach, in any material respect, of the obligations of the Party who nominated or appointed such Person as director or the Company or member of the Steering Committee under this Agreement, as the case may be, or (iv) in the case of any Person serving Chief Executive Officer, or in any other capacity as appointed by the Board other than as a result of an unanimous vote, any action (or failure to act) of such Person that results in a breach, in any material respect, of the obligations of the Investor or the Company under this Agreement.

      "Common Shares" means the shares of common stock in the Company.

      "Company" has the meaning set forth in the preamble to this Agreement.

      "Control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through holding ownership interests or by contract or otherwise.

      "Default Interest Rate" means the lower of [15.0%] and the highest rate of interest permitted by applicable law.

      "Default Notice Request" has the meaning set forth in Section 11.2(a) of this Agreement.

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

      "Default" has the meaning set forth in Section 11.1 of this Agreement.

      "Drag-Along Right" has the meaning set forth in Section 7.1(a) of this Agreement.

      "Effective Date" has the meaning set forth in the Plan.

      "First Call Price" has the meaning set forth in Section 6.1(b) of this Agreement.

      "First Call Right" has the meaning set forth in Section 6.1(a) of this Agreement.

      "First Option Period" has the meaning set forth in Section 5.1(a) of this Agreement.

      "First Put Interests" has the meaning set forth in Section 5.1(a) of this Agreement.

      "First Put Price" has the meaning set forth in Section 5.1(b) of this Agreement.

      "First Put Right" has the meaning set forth in Section 5.1(a) of this Agreement.

      "FNC" has the meaning set forth in the preamble to this Agreement.

      "FNC Decision Period" has the meaning set forth in Section 4.2(b) of this Agreement.

      "FNC Drag Interest" has the meaning set forth in Section 7.1(a) of this Agreement.

      "FNC Interest" has the meaning set forth in the recitals to this Agreement.

      "FNC Offer Notice" means a notice of FNCs' intent to sell all or a portion of the FNC Interest stating the percentage of the FNC Interest that the Offered FNC Interest represents, the price offered by the Third Party purchaser (which shall be for cash only), and the other material terms and conditions of the transaction (which shall be limited to those standard and customary for similar transactions).

      "FNC Right of First Offer" has the meaning set forth in Section 4.2(b)(i) of this Agreement.

      "FNC Restriction Period" has the meaning set forth in Section 4.1(a) of this Agreement.

      "FNC Tag Price" has the meaning set forth in Section 4.2(b)(ii) of this Agreement.

      "FNC Tag Right" has the meaning set forth in Section 4.2(b)(ii) of this Agreement.

      "Inflation Rate" shall mean the rate of inflation as measured by changes in the National Consumer Index calculated by the U.S. Bureau of Labor Statistics on an annual basis.

      "Interests" has the meaning set forth in the recitals of this Agreement.

                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

      "Interest Registry" has the meaning set forth in Section 9.1 of this Agreement.

      "Investment Agreement" has the meaning set forth in the recitals to this Agreement.

      "Investor" has the meaning set forth in the preamble to this Agreement.

      "Investor Decision Period" has the meaning set forth in Section 4.3(b) of this Agreement.

      "Investor Interest" has the meaning set forth in the recitals this Agreement.

      "Investor Offer Notice" has the meaning set forth in Section 4.2(b) of this Agreement.

      "Investor Restriction Period" has the meaning set forth in Section 4.1(b) of this Agreement.

      "Investor Right of First Offer" has the meaning set forth in Section 4.3(b)(i) of this Agreement.

      "Legal Requirement" means any and all applicable (a) laws, decrees, ordinances and regulations (whether national, federal, provincial, state, municipal or otherwise), (b) codes, standards, rules, requirement and criteria issued under any applicable laws, decrees, ordinances or regulations (whether national, federal, provincial, state, municipal or otherwise) and (c) judgments, orders, directives, rulings, decisions, decrees, settlement agreements or awards of any Authority or arbitrator.

      "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, fiduciary assignment, usufruct, any other security or similar arrangement of any kind or nature whatsoever, or any other arrangement or condition that otherwise limits the exercise of ownership rights.

      "Minimum Price" shall mean US$23,000,000 increased in a percentage equal to the Inflation Rate for the period from the Effective Date until the date such Minimum Price is calculated. The Minimum Price shall be determined at the request of any of the Parties.

      "Non-Defaulting Party" has the meaning set forth in Section 11.1 of this Agreement.

      "Offered FNC Interest" has the meaning set forth in Section 4.3(b) of this Agreement.

      "Offered Investor Interest" has the meaning set forth in Section 4.2(b) of this Agreement.

      "Outstanding Stock of Restructured Avianca" shall mean the outstanding stock of Avianca excluding all stock owned by any Person other than the Investor and its Affiliates, FNC

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and its Affiliates and the Shareholders.

      "Party" and "Parties" have the meanings set forth in the preamble to this Agreement.

      "Person" means any natural person, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, and other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity.

      "Plan" has the meaning set forth in the recitals of this Agreement.

      "Preemptive Notice" has the meaning set forth in Section 8.1(a) of this Agreement.

      "Preemptive Securities" has the meaning set forth in Section 8.1(a) of this Agreement.

      "Put Closing" has the meaning set forth in Section 5.1(d) of this Agreement.

      "Put Collateral" has the meaning set forth in Section 5.1(e) of this Agreement.

      "Put Collateral Agreement" means an agreement, to be signed on or prior to the Effective Date, pursuant to which the Put Collateral shall be assigned to FNC upon the occurrence of certain defaults by the Investor in connection with the Put Right. [TO BE REVISED]

      "Put Interests" has the meaning set forth in Section 5.1 of this Agreement.

      "Put Right" has the meaning set forth in Section 5.1 of this Agreement.

      "Qualified Affiliate" means, with respect to any Party, an Affiliate of such Party that has agreed in writing (i) to be bound, in respect of the Interest it owns, by this Agreement as if such Person were a party hereunder and
(ii) prior to ceasing to be an Affiliate of such Party, to effect the Transfer of its entire interest and its rights and obligations hereunder to such Party or another Qualified Affiliate of such Party.

      "Related Party" means (a) the Investor or any Person that holds an interest in the Investor or is an Affiliate of the Investor; (b) FNC or any Person that holds an interest in FNC or is an Affiliate of FNC; (c) any director, officer, agent, employee or partner of a Person specified in (a) or
(b) above; and (d) any Affiliate of a Person described in clause (a), (b) or (c) of this definition.

      "Right to Call Interest" has the meaning set forth in Section 11.2(b) of this Agreement.

      "Right to Put Interest" has the meaning set forth in Section 11.2(a) of this Agreement.

      "Second Call Price" has the meaning set forth in Section 6.1(b) of this Agreement.

      "Second Call Right" has the meaning set forth in Section 6.1(a) of this Agreement.

      "Second Option Period" has the meaning set forth in Section 5.1(a) of this Agreement.

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      "Second Put Interests" has the meaning set forth in Section 5.1(a) of this
Agreement.

      "Second Put Price" has the meaning set forth in Section 5.1(b) of this Agreement.

      "Second Put Right" has the meaning set forth in Section 5.1(a) of this Agreement.

      "Shareholder" and "Shareholders" has the meaning set forth in the recitals of this Agreement.

      "Steering Committee" has the meaning set forth in Section 3.1(a) of this Agreement.

      "Third Call Price" has the meaning set forth in Section 6.1(b) of this Agreement.

      "Third Call Right" has the meaning set forth in Section 6.1(a) of this Agreement.

      "Third Option Period" has the meaning set forth in Section 5.1(a) of this Agreement.

      "Third Party" means a Person that is not a Related Party.

      "Third Put Interests" has the meaning set forth in Section 5.1(a) of this Agreement.

      "Third Put Price" has the meaning set forth in Section 5.1(b) of this Agreement.

      "Third Put Right" has the meaning set forth in Section 5.1(a) of this Agreement.

      "Transfer" means, whether voluntary or involuntary, any transfer, pledge, assignment (including any fiduciary assignment), conveyance or sale.

      "Trust Agreements" has the meaning set forth in in the recitals of this Agreement.

      "Trustee" [TO BE DEFINED].

      "US$" or "U.S. Dollars" means the lawful currency of the United States of America.

            Section 1.2 Interpretation.

      Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this Agreement as a whole and not any particular section or subsection of this Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) any reference to "director" or "directors" shall be deemed to refer to such director or directors or their respective alternates. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. In the event that any translated versions of this Agreement differ from the Spanish version, the Spanish version shall control, provided however, that the Parties shall execute on the same date hereof an

                                      -7-
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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

English version of this Agreement which the Parties recognize as the mutually agreed upon English version thereof.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

            Section 2.1 Representations and Warranties by the Parties.

      Each Party hereby severally represents and warrants to the other Party that as of the date hereof:

            (a) It has been duly incorporated and legally formed and is validly existing and recognized under the laws of its domicile.

            (b) It has the requisite power to enter into this Agreement and to perform its obligations hereunder.

            (c) Its execution of this Agreement and the performance of its obligations provided in this Agreement have been duly authorized by its competent bodies.

            (d) This Agreement constitutes a binding, valid and legal obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, public policy or morality.

            (e) Its execution of this Agreement and the performance of its obligations hereunder do not and will not (a) violate, conflict with or result in a breach of any terms of its document of incorporation or by-laws, (b) violate, conflict with or result in a breach of, or result in a default or event of default, or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any deed, mortgage, trust, lease or other contract to which it is a party, (c) result in the creation or imposition of any Lien upon any part of its assets, properties or business, except as expressly provided hereunder, or (d) violate any Legal Requirement applicable to it.

            (f) Except as may be required in the Plan for the occurrence of the Effective Date, no consent, waiver, approval, authorization, exemption, license, declaration, or action of, filing with or notice to any Person, including any Authority, is required in connection with its execution of this Agreement or the performance of its obligations hereunder.

                                  ARTICLE III
                              GOVERNANCE PROVISIONS

            Section 3.1 Steering Committee.

                                      -8-
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            (a)   The Parties will create a steering committee to manage the trusts created by the Trust Agreements (the "Steering Committee") which shall consist of three members as follows:

                  (i) one (1) member (with a personal alternate) appointed by FNC; and

                  (ii) two (2) members (each with a personal alternate) appointed by the Investor.

            (b) Any of the members of the Steering Committee or their alternates shall be removed and/or replaced from the Steering Committee only pursuant to the instructions of the Party that appointed such member; provided, however, that at any time, any of the Parties may request the removal of a member of the Steering Committee or alternate for Cause and, provided there is reasonable evidence of such Cause, the Party that appointed such member or alternate shall remove such member or alternate for Cause and appoint his or her replacement.

            (c) The Shareholders shall act in their capacity as shareholders of the Company exclusively pursuant to the instructions delivered by the Steering Committee. No Party shall directly provide any instructions to the Shareholders.

            (d)   [Left blank intentionally]

            (e) The Steering Committee shall meet, telephonically or otherwise, at least once each fiscal quarter. The deliberations and decisions by the Steering Committee shall be recorded in minutes. All such meetings shall be conducted in Spanish, unless otherwise agreed, and one copy of the minutes thereof shall be recorded in Spanish.

            (f) Decisions by the Steering Committee shall be adopted by the affirmative vote of at least two (2) of its members (or their alternates), except (i) for any instructions regarding the Transfer of any Common Shares by the Shareholders where the affirmative vote of the three (3) members (or their alternates) shall be required, and (ii) as provided in Section 3.3(b) below.

            Section 3.2 Board of Directors; Election and Removal:

            (a) The Company shall be governed by a board (the "Board") which shall consist of three (3) directors, as follows:

                  (i) one (1) director (with a personal alternate) nominated by FNC; and

                  (ii) two (2) directors (each with a personal alternate) nominated by the Investor.

            provided, that at any time that the FNC Interest represents less than five percent (5%) of the aggregate Interests, FNC's right to nominate such director shall terminate and all directors shall be appointed as provided in the law or the By-laws.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
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            (b)   At each and every annual meeting of shareholders, or at any special meeting held for the purpose of electing directors, the Investor and FNC shall each (i) nominate the number of individuals which it is entitled to nominate pursuant to Section 3.1.(a), and (ii) cause the Shareholders to vote their Common Shares in favor of the all the individuals so nominated in order to cause such nominees to be elected.

            (c) The Parties, through the Steering Committee, shall cause the Shareholders to exercise their voting powers in such manner that any of the directors or their alternates shall be removed and/or replaced from the Board only pursuant to the instructions of the Party that nominated such director or alternate; provided, however, that at any time, any of the Parties may request the removal of any director or alternate for Cause and, provided there is reasonable evidence of such Cause, all Parties shall cause the Shareholders to remove such director or alternate for Cause, so long as such director or alternate is replaced by another Person nominated by the Party that originally nominated the director or alternate being replaced.

            (d) The Board may appoint committees of the Board. At any time when FNC is entitled to nominate a director, any committee appointed by the Board shall include the director nominated by FNC. Each committee of the Board shall have such powers as are delegated to it by the Board, provided that the Board shall not delegate to any committee any of the powers exclusively reserved to the Board in this Agreement, and in any event shall not delegate its authority with respect to any of the matters set forth in Section 3.3(b).

            (e) The Board shall meet, telephonically or otherwise, at least once each fiscal quarter and any committees appointed by the Board shall meet as directed by the Board. All such meetings shall be conducted in Spanish, unless otherwise agreed, and one copy of the minutes thereof shall be recorded in Spanish.

            Section 3.3 Voting Requirements.

            (a) Resolutions of the Board shall be adopted by the affirmative vote of at least two (2) directors (or their alternates), except where mandatory provisions of applicable Legal Requirements require a greater vote and except as provided in Section 3.3(b) below.

            (b) The Parties will cause the By-laws to provide that the Company shall refrain, and shall cause its subsidiaries to refrain, from approving or taking any of the following matters without first having received the affirmative vote of all the directors (or their alternates), including the affirmative vote of the director nominated by FNC; provided, that for as long as the FNC Interest represents five percent (5%) or more of the aggregate Interests, if such action or matter is required or permitted by any applicable Legal Requirements or the By-laws to be approved at a shareholders meeting, the Shareholders shall vote such action only following instructions issued by the Steering Committee with the affirmative vote of all its members, including the member appointed by FNC:

                  (i) any individual transaction or a series of related transactions that result in or involve making capital expenditures in excess of US$10,000,000 (or its equivalent in any other currency);

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                  (ii) the sale, assignment, transfer, lease or other disposition (or agreement to do any of the foregoing), whether in one transaction, or a group or series of related transactions, of property or other assets of the Company having an aggregate fair market value in excess of US$10,000,000 (or its equivalent in any other currency);

                  (iii) the incurrence of indebtedness by the Company in an aggregate amount that exceeds US$10,000,000 (or its equivalent in any other currency) at any time, or the creation, assumption or incurrence of any Lien on any asset of the Company securing or providing payments in an amount, individually or in the aggregate, in excess of US$10,000,000 (or its equivalent in any other currency);

                  (iv) any amendment or modification to the by-laws of the Company;

                  (v) the granting of any indemnities, bonds or guarantees for the benefit of a third party;

                  (vi) (A) any merger, amalgamation, consolidation, reorganization, spin-off or other business combination involving the Company or any of its subsidiaries; (B) any purchase of stock or other equity interest in any entity or business (or assets constituting a business) in one transaction or a group or series of related transactions, except for short-term portfolio investments made in the ordinary course of business, and (C) any transaction or group or series of transactions that has substantially the same effect as any of the foregoing;

                  (vii) any issuance of shares of capital stock of the Company (including, without limitation, as a result of the capitalization of debt), rights of any kind convertible into or exchangeable for any such shares of capital stock, or any option or other subscription or purchase right with respect to such shares of capital stock and any redemption, repurchase or other reduction in capital of equity securities of the Company (except for the shares to be issued to the Shareholders pursuant to the Plan and the Investment Agreement);

                  (viii) the listing of any class of shares of capital stock of the Company, certificates or other securities representing any such capital shares, rights of any kind convertible into or exchangeable for any such capital shares, or any option or other subscription or purchase right with respect to such capital shares;

                  (ix) the entering into or conducting of any line of business materially different than those in which the Company is engaged as of the date hereof or the material modification of the Company's aviation or other material licenses, and the entering into, amendment or termination of any material agreements not reasonably related to the core business of the Company;

                  (x) the initiation of any bankruptcy proceeding for the Company or any subsidiary thereof including any proceeding relating to or involving liquidation;

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                                                            INVESTMENT AGREEMENT

            dissolution; reorganization; winding up; readjustment of debts; insolvency; bankruptcy; suspension of payments; inability to repay debts as such debts become due; general assignment for the benefit of creditors; application for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator for all or a substantial part of the Company's assets; a case or proceeding under any applicable suspension of payments or bankruptcy laws or regulations; or a petition seeking to take advantage of any legal provision for providing for relief of debtors;

                  (xi) any other transaction outside the ordinary course of business of the Company or any of its subsidiaries involving a cash expenditure that exceeds US$ 3 million;

                  (xii) the approval of cash flow projections, the Minimum Cash Balance (as defined in the Investment Agreement) or any of its components; and

                  (xiii) any transaction or a series of related transactions with Related Parties that exceeds the amount of US$ 100.000.

            Section 3.4 Management.

            (a) The Board shall appoint, by simple majority, the chief executive officer of the Company (the "CEO"). The CEO shall have general and active management of the Company, and shall supervise the day-to-day business operations of Avianca. He or she will have the authority to select and appoint all officers and employees and agents of Avianca.

            (b) The Board shall not delegate to the CEO or to any other Person any of the powers exclusively reserved to the Board in this Agreement.

(c) At any time, any director or Shareholder may convene a meeting of the Board for the purpose of removing the CEO for Cause, and all directors shall vote in favor of removing the CEO, provided there is reasonable evidence of such Cause.

            Section 3.5 Auditors

            (a) FNC shall nominate the Company's internal and external auditors. The Investor shall have the right to veto any Person so nominated, or to require the removal of any Person previously appointed as auditor; provided, that the right to veto a nominee (or to request the removal of an appointed auditor) may only be exercised twice consecutively by the Investor for the appointment of each of the internal and external auditors, so that if the first two Persons consecutively designated by FNC for appointment as internal or external auditor (or if an appointed auditor is removed at the request of the Investor and the Person nominated by FNC to replace such Person is vetoed by the Investor or requested to be removed by the Investor), the third Person nominated by FNC for appointment as auditor may not be vetoed by the Investor.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            (b) Subject to Section 3.5(a), at each and every annual meeting of shareholders, or at any special meeting held for the purpose of electing external auditors, the Investor and FNC shall cause the Shareholders to vote their Common Shares in favor of the Person nominated by FNC, in order to cause such person to be appointed as external auditor of the Company.

            (c) Subject to Section 3.5(a) the Shareholders shall cause the Board to appoint as the Company's internal auditor the person nominated by FNC for this purpose.

            Section 3.6 Financial Information; Books and Records.

            (a)   The Company shall prepare and deliver to each Shareholder:

                  (i)      as soon as available and in no event more than ninety
            (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2004), a copy of the audited annual consolidated financial statements for the Company as of the end of such fiscal year (including, without limitation, the consolidated balance sheet and the related statements of income and cash flows for the period then ended, and the related notes and schedules thereto);

                  (ii) as soon as available and in no event more than forty-five (45) days after the end of each fiscal quarter in each fiscal year other than the last fiscal quarter, a copy of the quarterly consolidated financial statements for the Company as of the end of such fiscal quarter (including, without limitation, the consolidated balance sheet and the related statements of income and cash flows as of the end of such fiscal quarter, and the related notes and schedules thereto); and

                  (iii) complete and accurate statements of such other financial, tax, accounting and other information regarding the Company that each such Shareholder may reasonably request.

            (b) The Company shall grant the right to review and inspect, during normal business hours and upon written reasonable notice, the business affairs, finances, books, records and accounts of the Company to each Party.

            (c) The Company shall keep its books and records in a manner necessary for (i) compliance with any Legal Requirements that are applicable to the Company, and (ii) any Party to comply any Legal Requirements applicable to such Party as a result of its interest in the Company (including, without limitation, financial, tax, accounting and other information regarding the Company, which such Party is required to file with any applicable Authority).

            (d) Upon execution of a confidentiality agreement with the Company or any Party (or Affiliate thereof) containing customary terms and conditions, the Company shall provide reasonable access to its facilities, properties, management and books and records in connection with due diligence investigations conducted by prospective purchasers of the Company and their advisors and current and prospective lenders.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                                   ARTICLE IV
                              TRANSFER OF INTERESTS

            Section 4.1 Restriction Period.

            (a) FNC shall not make any Transfer of all or a portion of the FNC Interest for a period of 12 months beginning on the Effective Date (the "FNC Restriction Period"), except for Transfers to Qualified Affiliates or Transfers made pursuant to the FNC Tag Right as provided in Section 4.2(e).

            (b) The Investor shall not make any Transfer of all or a portion of the Investor Interest for a period of fourteen (14) months beginning on the Effective Date (the "Investor Restriction Period"), except for Transfers to Related Parties and Transfers to any Third Party, that are previously approved in writing by FNC, which approval shall not be unreasonably withheld; provided, however, that any Transfer to any Third Party approved by FNC (i) shall be subject to the FNC Right of First Offer and the FNC Tag Right, and (ii) shall not release the Investor from any of its obligations under the Plan or the Investment Agreement.

            Section 4.2 Transfer of the Investor Interest.

      Following the expiration of the Investor Restriction Period, the Investor may Transfer all or a part of the Investor Interest to any Person, subject to the following provisions:

            (a) Any Transfer of all or a portion of the Investor Interest shall not release the Investor from any of its obligations under the Plan or the Investment Agreement.

            (b) Not later than the third Business Day following the receipt of a binding offer for the acquisition by a Third Party of all or a portion of the Investor Interest (the "Offered Investor Interest"), the Investor shall deliver to FNC a notice (the "Investor Offer Notice"), stating the percentage of the Investor Interest that the Offered Investor Interest represents, the price offered by such Third Party (which shall be for cash only), and the other material terms and conditions of the transaction (which shall be limited to those standard and customary for similar transactions), and attaching a correct and complete copy of such offer, together with any and all schedules, exhibits and attachments thereto and any related documentation. For a period of thirty
(30) calendar days following delivery of the Investor Offer Notice (the "FNC Decision Period"), FNC shall have the right to deliver a reply notice to the Investor, setting forth:

                  (i) the irrevocable election of FNC to purchase the Offered Investor Interest, for the same purchase price in cash and on terms and conditions substantially similar to those set forth in the binding offer attached to the Investor Offer Notice (the "FNC Right of First Offer");

                  (ii) provided that the Investor intends to Transfer, directly or indirectly in one or a series or group of transactions, any portion of the Investor Interest that represents more than ten percent (10%) of the Interests, the irrevocable election of FNC to require the Investor to include in the proposed sale the entire FNC Interest,

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            on the terms and conditions set forth in Section 4.2(e) (the "FNC Tag Right"), for a cash purchase price equal to the purchase price offered to be paid by the Third Party purchaser for the Investor Interest (A) divided by the percentage that the Offered Investor Interest represents in the aggregate Interests and (B) multiplied by the percentage that the entire FNC Interest represents in the Interest. (such amount, the "FNC Tag Price").

                  (iii) the irrevocable election of FNC not to exercise either the Right of First Offer or the FNC Tag Right;

            provided, that if FNC does not exercise the option under either clause (i), (ii) or (iii) of this Section 4.2(b), FNC shall be deemed to have elected not to exercise either the Right of First Offer or the FNC Tag Right.

            (c) In the event that FNC elects not to exercise the FNC Right of First Offer or the FNC Tag Right, the Investor may, within one hundred-eighty
(180) days following the date of the election made by FNC or the expiration of the FNC Decision Period, or such other period agreed by the Parties, as the case may be, and without any further obligation to FNC, sell all, but not less than all, the Offered Investor Interest on the terms set forth in the Investor Offer Notice. In the event the Investor fails to effect such Transfer within such one hundred-eighty (180) day period, then the Investor shall have no further rights to effect a Transfer pursuant to this Section 4.2, unless the Investor provides a new Investor Offer Notice in accordance with Section 4.2(b) and otherwise complies with the provisions of this Section 4.2.

            (d) In the event there has been a timely election by FNC to exercise the Right of First Offer, then the sale to FNC of the Offered Investor Interest shall close at a time and place reasonably acceptable to FNC and the Investor; provided that such closing shall not occur more than ninety (90) days after the expiration of the FNC Decision Period. At such closing, FNC shall deliver to the Investor the purchase price in immediately available funds and the Investor shall deliver to FNC the documents required to effect the Transfer of the Offered Investor Interest, which shall be free from any Lien, as well as appropriate documentation providing indemnities to FNC regarding title to the Offered Investor Interest and other customary terms and conditions substantially the same as those set forth in the Investor Offer Notice.

            (e) In the event there has been a timely election by FNC to exercise the FNC Tag Right, then the Investor shall have the right to effect the proposed Transfer of the Offered Investor Interest within ninety (90) days following the election by FNC; provided, that in connection and simultaneously with such Transfer, the entire FNC Interest shall be sold to the Third Party purchaser and FNC shall receive at the closing of such Transfer an amount equal to the FNC Tag Price. The terms of such sale by FNC shall be substantially the same as the customary and standard terms of the sale of the Offered Investor Interest; provided that (i) FNC shall be required to make representations and warranties only with respect to its corporate existence and authority, due authorization, validity and binding nature of the agreement with respect to the Transfer of the FNC Interest, absence of conflicts for FNC and title free of liens to the FNC Interest; (ii) FNC will indemnify the Third Party purchaser with respect to its representations and warranties described in paragraph (i) above;; (iii) FNC's indemnification

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

obligations shall in any event be limited to the proceeds received by FNC as a result of such sale; and (iv) any escrow or holdback of the price paid by the Third Party purchaser shall be pro rata to the escrow or holdback of the proceeds of the sale proceeds paid to the Investor and in any event shall not exceed the amount received by FNC as purchase price in excess of the Minimum Price.

            (f) In the event any Party either fails to deliver its Interests and such other documents reasonably requested by the purchaser as a condition to the closing of a sale pursuant to Section 4.2(e) or breaches any representations, warranties or pre-closing covenants required (subject, in the case of FNC, to the limitations set forth in Section 4.2(e)) by the purchaser and such breach results in the failure to satisfy a condition to the closing of such sale which the purchaser does not waive, then (i) the non-breaching Party shall be free to sell its Interest to the purchaser without liability to the breaching Party, (ii) the breaching Party shall be liable for (and shall hold the non-breaching Party harmless with respect to) any damages suffered by the non-breaching Party as a result of such breach and (iii) any sale shall not be deemed to limit or waive in any respect any claim, right or cause of action that any non-breaching Party may have against the breaching Party in respect of such breach.

            (g) In the event there has been a timely election by FNC to exercise the FNC Tag Right and the Investor fails to effect a Transfer of the Investor Interest pursuant to Section 4.2(e) within ninety (90) days following the date of the expiration of the FNC Decision Period, then the Investor shall have no further rights to effect such a Transfer pursuant to this Section 4.2, unless the Investor provides a new Investor Offer Notice in accordance with
Section 4.2(b) and otherwise complies with the provisions of this Section 4.2.

            (h) Each Party shall bear its own expenses incurred in connection with a sale pursuant to this Section 4.2.

            Section 4.3 Transfer of the FNC Interest.

      Following the expiration of the FNC Restriction Period, FNC may freely Transfer all or a portion of the FNC Interest to any Person, subject to the following provisions:

            (a) FNC may not Transfer any portion of the FNC Interest to any direct competitor of the Investor in the airline business.

            (b) Not later than on the third Business Day following the receipt of a binding offer for the acquisition by a Third Party of all or a portion of the FNC Interest (the "Offered FNC Interest"), FNC shall provide the Investor with a FNC Offer Notice, attaching a correct and complete copy of such offer, together with any and all schedules, exhibits and attachments thereto and any related documentation. For thirty (30) days following the Investor's receipt of such FNC Offer Notice (the "Investor Decision Period"), the Investor shall have the exclusive option to deliver a reply notice to FNC setting forth:

                  (i) the irrevocable election of the Investor to require FNC to sell the Investor all (but not less than all) of the Offered FNC Interest at the purchase price

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            and on each of the other material terms and conditions specified in the FNC Offer Notice (the "Investor Right of First Offer"); or

                  (ii) the irrevocable election of the Investor not to exercise the Investor Right of First Offer;

            provided, that if the Investor does not exercise the option under either clause (i) or clause (ii) of this Section 4.3, the Investor shall be deemed to have elected not to exercise the Investor Right of First Offer

            (c) In the event that the Investor elects not to exercise the Investor Right of First Offer, FNC may, within one hundred-eighty (180) days following the date of the election made by the Investor or the expiration of the Investor Decision Period, as the case may be, and without any further obligation to the Investor, sell all, but not less than all, the Offered FNC Interest on terms and conditions specified in the FNC Offer Notice. In the event FNC fails to effect a Transfer of the Offered FNC Interest within such one hundred-eighty
(180) day period, FNC shall have no further rights to effect such a Transfer pursuant to this Section 4.3, unless FNC provides a new FNC Offer Notice in accordance with Section 4.3(b) and otherwise complies with the provisions of this Section 4.3.

            (d) In the event there has been a timely election by the Investor to acquire the Offered FNC Interest, then the sale to the Investor of such Offered FNC Interest shall close at a time and place reasonably acceptable to FNC and the Investor; provided that such closing shall not occur more than ninety (90) days after the expiration of the Investor Decision Period. At such closing, the Investor shall deliver to FNC the purchase price in immediately available funds and FNC shall deliver to the Investor the documents required to effect the Transfer of such Offered FNC Interest, which shall be free of any Lien, together with appropriate documentation providing indemnities to the Investor regarding title to the Offered FNC Interest.

            (e) Each Party shall bear its own expenses incurred in connection with a sale pursuant to this Section 4.3.

            Section 4.4 Breach of Transfer Restrictions

      Any transfer of Interests other than as expressly permitted by this Agreement is prohibited and, to the extent permitted by applicable law, shall be null and void and shall not operate to effect the Transfer of any interest in the Shareholders purported to be Transferred to the purported transferee. If, notwithstanding the immediately preceding sentence, any Transfer is held by an arbitral panel or a court of competent jurisdiction to be effective, then the restrictions on Transfer under this Agreement applicable to the transferor shall apply to the transferee and to any subsequent transferee as if such transferee were a party hereto. The Parties agree that, in the event a Transfer of Interests other than as expressly permitted by this Agreement is held by an arbitral panel or a court of competent jurisdiction to be effective, such Transfer will nevertheless be a breach of this Agreement and the other Party will nevertheless be entitled to exercise any of its rights and remedies as provided in this Agreement.

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                                   ARTICLE V
                                THE FNC PUT RIGHT

            Section 5.1 Put Right

      FNC shall have the right (the "Put Right") but not the obligation to sell, and to require the Investor to purchase, the FNC Interests held by FNC on the dates the Put Right is exercised (the "Put Interests"), subject to the following terms and conditions:

            (a) The Put Right shall be exercisable by FNC with respect to certain portions of FNC Interests as follows: (i) 65.22% of FNC Interests (the "First Put Interests") from the third anniversary of the Effective Date and for a period of six months thereafter (the "First Option Period") (the "First Put Right"), provided that the First Call Right has not been exercised prior to the date on which the First Put Right is exercised; (ii) 10% of FNC Interests (the "Second Put Interests") from the fifth anniversary of the Effective Date and for a period of six months thereafter (the "Second Option Period") (the "Second Put Right"), provided that the Second Call Right has not been exercised prior to the date on which the Second Put Right is exercised; and (iii) 24.78% of FNC Interests (the "Third Put Interests") from the sixth anniversary of the Effective Date and for a period of six months thereafter (the "Third Option Period") (the "Third Put Right"), provided that the Third Call Right has not been exercised prior to the date on which the Third Put Right is exercised. The exercise of any and all such Put Rights are cumulative, therefore if any of the Put Rights is not exercised during the corresponding Option Period, FNC may exercise such Put Right together with any corresponding Put Right in any other Option Period.

            (b) The price to be paid by the Investor for the purchase of (i) the First Put Interests shall be the amount equivalent to 65.22% of the Minimum Price (the "First Put Price"), (ii) the Second Put Interests shall be the amount equivalent to 10% of the Minimum Price (the "Second Put Price"), and (iii) the Third Put Interests shall be the amount equivalent to 24.78% of the Minimum Price (the "Third Put Price").

            (c) FNC may exercise the Put Right by written notice to the Investor, delivered to the Investor at least sixty (60) days prior to the proposed Put Closing.

            (d) The closing of the sale by FNC and the acquisition by the Investor (the "Put Closing") of the Put Interests shall occur within fifteen
(15) business days after the determination of the Minimum Price.

            (e) The obligations of the Investor under this Section 5.1 shall be secured by a security interest in all of the Investor's (including any Affiliates thereof) direct or indirect right to, title and interest in the proceeds (including any right to receive the payment thereof), in an amount equal to [ ], generated in connection with or arising from the Rubiales oil field located in Colombia (the "Put Collateral"), pursuant to the terms of the Put Collateral Agreement.

            (f) The Put Collateral shall be reduced by the First Put Price when such price is paid and by the amount of the Second Put Price when such price is paid.

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            Section 5.2 Put Closing

      At each Put Closing, (a) FNC shall deliver to the Investor the documents necessary to effect the Transfer of the corresponding FNC Interest, which shall be free of any Liens; (b) FNC shall provide accurate instructions to the Shareholders, the Trustee, and the Company, if applicable, to register the Investor or its designees as owners of the corresponding Put Interests in the appropriate books and records, (c) the Investor shall pay the corresponding price in U.S. Dollars in immediately available funds transferred to an account designated by FNC at least one (1) Business Day prior to the corresponding Put Closing, and (d) the Parties shall in good faith perform any and all such acts as are reasonably necessary and desirable to consummate such transactions.

                                   ARTICLE VI
                               INVESTOR CALL RIGHT

            Section 6.1 Call Right

      The Investor shall have the right (the "Call Right") but not the obligation to purchase, and to require FNC to sell, the FNC Interest held by FNC on the dates the Call Right is exercised (the "Call Interests"), subject to the following terms and conditions:

            (a) The Call Right shall be exercisable by the Investor with respect to certain portions of FNC Interests as follows: (i) the First Put Interests during the First Option Period (the "First Call Right), provided that the First Put Right has not been exercised prior to the date on which the First Call Right is exercised, (ii) the Second Put Interests during the Second Option Period (the "Second Call Right"), provided that the Second Put Right has not been exercised prior to the date on which the Second Call Right is exercised, and (iii) the Third Put Interests during the Third Option Period (the "Third Call Right"), provided that the Third Put Right has not been exercised prior to the date on which the Third Call Right is exercised. The exercise of any and all such Call Rights are cumulative, therefore if any of the Call Rights is not exercised during the corresponding Option Period, the Investor may exercise such Call Right together with any corresponding Call Right in any other Option Period.

            (b) The price to be paid by the Investor for the purchase of (i) the First Call Interests shall be the amount equivalent to 65.22% of the Minimum Price (the "First Call Price"), (ii) the Second Call Interests shall be the amount equivalent to 10% of the Minimum Price (the "Second Call Price"), and
(iii) the Third Call Interests shall be the amount equivalent to 24.78% of the Minimum Price (the "Third Call Price").

            (c) The Investor may exercise the Call Right by written notice to FNC, delivered to FNC at least sixty (60) days prior to the proposed Call Closing.

            (d) The closing of the sale by FNC and the acquisition by the Investor (the "Call Closing") of the Call Interests shall occur within fifteen
(15) business days after the determination of the Minimum Price.

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            (e)   The Put Collateral shall be reduced by the First Call Price when such price is paid and by the amount of the Second Call Price when such price is paid.

            Section 6.2 Call Closing

      At each Call Closing, (a) FNC shall deliver to the Investor the documents necessary to effect the Transfer of the corresponding FNC Interest, which shall be free of any Liens; (b) FNC shall provide accurate instructions to the Shareholders, the Trustee, and the Company, if applicable to register the Investor or its designees as owners of the corresponding Call Interests in the appropriate books and records, (c) the Investor shall pay the corresponding price in U.S. Dollars in immediately available funds transferred to an account designated by FNC at least one (1) Business Day prior to the corresponding Call Closing, and (d) the Parties shall in good faith perform any and all such acts as are reasonably necessary and desirable to consummate such transactions.

                                  ARTICLE VII
                           INVESTOR DRAG ALONG RIGHTS

            Section 7.1 Drag Along Rights

            (a) Following the expiration of the Option Period, upon the delivery to Avianca or the Investor of a binding commitment from a Third Party purchaser (the "Avianca Offeror") for the acquisition of all the Interests (an "Avianca Drag Along Sale"), the Investor shall have the right (the "Drag-Along Right"), but not the obligation, to require FNC to sell the entire, but not less than the entire, FNC Interest (the "FNC Drag Interest") to the the Avianca Offeror, provided that FNC does not exercise the options under either clause (i) or (ii) of Section 4.2(b).

            (b) The price to be paid to FNC in connection with the purchase of the FNC Drag Interest (the "Avianca Drag Price") shall be an amount equal to the price offered to be paid by the Avianca Offeror for the Investor Interest, (A) divided by the percentage that the Investor Interest represents in the aggregate Interests and (B) multiplied by the percentage that the FNC Interest represents in the Interests, payable in cash; provided, that if the Avianca Drag Price is less than the Minimum Price, then, at and as a condition to, the closing of any Transfer to the Avianca Offeror, the Investor shall pay (or cause to be paid) to FNC an amount equal to the difference between the Minimum Price and the Avianca Drag Price.

            (c) The Investor may exercise the Drag-Along Right by written notice to FNC (an "Avianca Drag Notice"). An Avianca Drag Notice shall set forth the price to be paid in the Avianca Drag Along Sale.

            (d) The closing of the purchase and sale of FNC Drag Interest (the "Avianca Drag Along Closing") shall occur on the date of the closing of the Avianca Drag Along Sale. The Avianca Drag Along Closing shall be conditioned on the consummation of the Avianca Drag Along Sale. In the event such Avianca Drag Along Sale is not consummated by the date that is 180 days after delivery of the relevant Avianca Drag Notice, then the Drag-Along Right arising

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from such Avianca Drag Along Sale shall be deemed to have expired unexercised, and FNC shall have no obligation to sell the FNC Drag Interest unless the Investor provides a new Avianca Drag Notice in compliance with Sections 7.1(a) and (c).

            (e) If pursuant to the exercise of the Drag-Along Right by the Investor the FNC Drag Interest is sold to the Avianca Offeror or its designees and not the Investor, FNC will enter into a purchase agreement with the Avianca Offeror for the purchase and sale of FNC Drag Interest to the Avianca Offeror for the FNC Drag Price, and on such other terms and conditions as are customary for similar transactions; provided that (i) FNC will be required to make representations and warranties only with respect to its corporate existence and authority, its due authorization, validity and binding nature of agreement with respect to FNC, absence of conflicts for it and title free of liens to the FNC Drag Interest; (ii) FNC will indemnify the Avianca Offeror with respect to its representations and warranties described in clause (i); (iii) FNC's indemnification obligations shall in any event be limited to the proceeds received by FNC as a result of the Avianca Drag Along Sale; and (iv) any escrow or holdback of the Avianca Drag Price shall be pro rata to the escrow or holdback of the proceeds of the Avianca Drag Along Sale paid to the Investor and in any event shall not exceed the excess, if any, of the Avianca Drag Price over the Minimum Price.

            (f) FNC will cooperate with the Investor in all matters related to the Avianca Drag Along Sale and will use its reasonable commercial efforts to facilitate the consummation of such Avianca Drag Along Sale, including, without limitation, (i) the execution of such documents as are reasonably necessary or desirable to effect the Avianca Drag Along Sale and the exercise of the Drag-Along Right, (ii) the delivery of the documents required to the Transfer of the FNC Drag Interest, and (iii) the performance of any and all commercially reasonable acts needed to make an effective transfer to the Avianca Offeror of all the Interests.

            (g) At the Avianca Drag Along Closing, (a) FNC shall deliver to the Investor, or such Persons as are designated by the Investor, the documents required to effect the Transfer of the FNC Drag Interest, which shall be free of any Liens; (b) FNC shall provide accurate instructions to the Shareholders and the Trustee, if applicable, to register the Avianca Offeror or its designees as owners of the FNC Drag Interests in the appropriate books and records; (c) the Investor shall pay, or cause to be paid, the Avianca Drag Price plus all reasonable costs and expenses incurred by FNC in connection with the sale of FNC Drag Interest, in U.S. Dollars in immediately available funds transferred to one or more accounts designated by FNC at least one (1) Business Day prior to the Avianca Drag Along Closing; and (d) the Parties shall in good faith perform any and all acts as are reasonably necessary or desirable to consummate the Avianca Drag-Along Sale and the exercise of the Drag-Along Right.

                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

            Section 8.1 Exercise of Preemptive Rights

            (a) The Parties will cause the By-laws to provide that the Company shall refrain from issuing or reissuing any Common Shares or any securities convertible into, or any

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                                                            INVESTMENT AGREEMENT

rights, warrants or options to acquire, Common Shares (the "Preemptive Securities"), without affording each Shareholder (and the other existing shareholders of the Company) the preemptive right (exercisable for a period of thirty (30) days after notice of the terms (including the minimum price per share) (the "Preemptive Notice")) to acquire up to a number of such Preemptive Securities in proportion to the amount of Common Shares held by such Shareholder, on the same terms and conditions and for the same consideration as the Company proposes to issue or reissue such Preemptive Securities. Following the expiration of the term during which the existing shareholders of the Company may exercise their preemptive rights, the Company shall have the right, for a period of sixty (60) days, to sell any Preemptive Securities not purchased by the existing shareholders, at not less than [one hundred percent (100%)] of the purchase price per Preemptive Security and on terms and conditions substantially the same as those specified in the Preemptive Notice.

            (b) The Parties will instruct the Shareholders to the effect that, upon receipt of a Preemptive Notice, the Shareholders shall immediately forward a copy of such Preemptive Notice to the Parties for instructions on whether or not to acquire any Preemptive Securities.

            (c) Each of the Parties will be entitled to instruct, through the Steering Committee (which shall follow the instructions of each Party) and within ten (10) days of the receipt of the copy of the Preemptive Notice, the Shareholders to acquire an amount of Preemptive Securities under this Section
8.1 equal to the total number of Preemptive Securities to be issued or reissued multiplied by the percentage that the Interest held by such Party represents in the total Interests, subject to the provisions of Section 8.1(d) below.

            (d) In the event a Party elects not to exercise all of its preemptive rights pursuant to Section 8.1(c) with respect to any Preemptive Securities ("Non-Subscribed Securities"), the other Party shall have the right (the "Accretion Right"), exercisable within a period of ten (10) days after such Party elects not to exercise such preemptive rights, to instruct the Shareholders to subscribe for all or a portion of such Non-Subscribed Securities.

            (e) Each Party shall forward to the Shareholders the funds required for the subscription of the Preemptive Securities that such Party has instructed the Shareholders to subscribe, in order to allow the Shareholders to comply with the terms described in the Preemptive Notice.

                                   ARTICLE IX
                                INTEREST REGISTRY

            Section 9.1 Interest Registry.

      The Parties shall cause the Trustee to keep an Interest Registry and record in such Interest Registry (i) the identity of the owners of each of the Interests, (ii) any Transfers of Interests, (iii) any Liens affecting the Interests, and (iv) the percentage that each Interest represents in the total Interests; provided that such percentage shall be re-calculated following any Transfer of Interest and the exercise of any Accretion Rights.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            Section 9.2 Contributions to the Shareholders.

      The Parties may not make any contributions to the Shareholders that affect the percentage that the Interest held by each Party represents in the total Interests, except pursuant to the provisions of the Investment Agreement or the exercise of Accretion Rights, or as otherwise agreed by the Parties.

                                   ARTICLE X
                           RELATED-PARTY TRANSACTIONS

            Section 10.1 Transactions with Related Parties

            (a) The Parties will cause the By-laws to provide that the Company shall refrain from approving or entering into any agreement or transaction or a series of related transactions, that exceeds the amount of US$ 100.000, between the Company or any subsidiary thereof and a Related Party (including, without limitation, the waiver of any rights of the Company or a subsidiary thereof) without first having received (i) the affirmative vote of all the directors, including the affirmative vote of all of the directors nominated by FNC, and
(ii) if such action or matter is required by applicable Legal Requirements to be approved at a shareholders' meeting, the affirmative vote of all the members of the Steering Committee.

            (b) Notwithstanding any other provision of this Agreement, in the event that the Company has the option to exercise any right or assert any claim against any Related Party, the Company shall promptly notify the Investor and FNC, and the director or directors nominated by the Party who does not have a relation with the Related Party shall have the exclusive power to direct the Company with respect to all matters relating to the exercise of such right or opposition of such claim against such Related Party.

                                   ARTICLE XI
                                     DEFAULT

            Section 11.1 Default

      The following events shall constitute a default (a "Default") with respect to a Party (a "Defaulting Party") and shall entitle the non-defaulting Party (the "Non-Defaulting Party") to, without prejudice to any other rights and remedies it may have under the law or this Agreement, exercise the rights set forth in Section 11.2:

            (a) Any failure to perform in all material respects any obligation under Sections 3.1.(b), 3.1(f), 3.2(b), 3.3.(b), 3.5, or Articles IV, V, VI and VII of this Agreement;

            (b) Any failure to perform in any material respect any other obligation under this Agreement which failure continues unremedied for [sixty
(60)] days after the Non-Defaulting Party has given written notice of such breach or violation to such Defaulting Party;

            Section 11.2 Put and Call Rights in the Event of Default

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            (a) If a Default attributable to the Investor has occurred (other than a Default as a result of the breach by the Investor of its obligations under Section 5.1 of this Agreement) then FNC shall have the right, during the ninety (90) days following such Default, to deliver a notice to the Investor (a "Default Notice Request"), requesting the Investor to purchase (or to designate a third party to purchase) the entire, but not less than the entire, FNC Interest (the "Right to Put Interest"), for a purchase price equal to one hundred-twenty-five percent (125%) of the Minimum Price.

            (b) If a Default attributable to FNC has occurred, then the Investor shall have the right, during the ninety (90) days following such Default, to deliver a Default Notice Request, requesting FNC to sell the entire, but not less than the entire, FNC Interest (the "Right to Call Interest"), for a purchase price equal to seventy-five percent (75%) of the Minimum Price.

            (c) In the event the Investor shall have exercised its Right to Call Interest, the Investor shall determine a date on which the sale of the FNC Interest shall close, which shall be no later than thirty (30) days following the date on which the Default Notice Request is delivered to FNC. On such closing date (i) FNC shall deliver to the Investor or its nominees the documents required to effect the Transfer of the FNC Interest, which shall be free from any and all Liens, including appropriate documentation providing indemnities to the Investor regarding title to such FNC Interest and other customary terms and conditions, (ii) the Investor or its nominees shall pay to FNC an aggregate amount corresponding to seventy-five percent (75%) of the Minimum Price in U.S. Dollars in immediately available funds, and (iii) the Parties shall take or cause to be taken all other actions which the Investor or its nominees may reasonably request to consummate the Transfer, including, without limitation, granting of all requisite corporate approvals.

            (d) In the event FNC shall have exercised its Right to Put Interests, FNC shall determine a date on which the sale of the FNC Interest shall close, which shall be no later than thirty (30) days following the date on which the Default Notice Request is delivered to the Investor. On such closing date (i) FNC shall deliver to the Investor or its nominees the documents required to effect the Transfer of the FNC Interest, which shall be free and clear of all Liens (ii) the Investor or its nominees shall pay to FNC an aggregate amount corresponding to one hundred-twenty-five percent (125%) of the Minimum Price in immediately available funds and (iii) the Parties shall take or cause to be taken all other actions which the Investor or its nominees may reasonably request to consummate the Transfer, including, without limitation, granting of all requisite corporate approvals.

            Section 11.3 Other Remedies.

      If a Default has occurred as a result of the breach by the Investor of its obligations under Section 5.1 of this Agreement, FNC shall be entitled, in addition to any other remedies available to it under any applicable Legal Requirements and this Agreement (including, without limitation, the right to collect interest at the Default Interest Rate), to exercise all the rights and remedies set forth in the Put Collateral Agreement.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

                                   ARTICLE XII
                                 INDEMNIFICATION

            Section 12.1 Indemnification.

            (a) The Investor agrees to protect, indemnify, hold harmless and defend FNC from and against (and pay the full amount of) any and all losses, liabilities, actions, damages or injuries, claims, demands, judgments, costs, expenses, suits or proceedings, including appeal (collectively, "Damages"), which are incurred by FNC and which are caused by, result from, arise out of or occur in connection with, without duplication, any breach of any representation or warranty of the Investor or any of its Affiliates contained in this Agreement or any failure to comply with its or any of its Affiliates' obligations pursuant to this Agreement.

            (b) FNC agrees to protect, indemnify, hold harmless and defend the Investor from and against (and pay the full amount of) any and all Damages which are incurred by the Investor and which are caused by, result from, arise out of or occur in connection with, without duplication, any breach of any representation or warranty of FNC or any of its Affiliates contained in this Agreement or any failure to comply with its or any of its Affiliates' obligations pursuant to this Agreement.

            (c) The remedies provided in this Agreement will not be exclusive of or limit any other remedies that may be available to any Party, whether arising at law or in equity.

            12.2 Management Indemnity. The Investor will hold harmless and will indemnify FNC for any losses, damages, expenses or costs derived from (i) any wilful misconduct or grossly negligent act or omission of the Investor or the members of the Board appointed by the Investor, involving decisions adopted at a shareholders meeting or by the Board, with respect to which FNC is not entitled to veto rights in accordance with the terms contained herein, which materially adversely affect the financial condition, the legal condition or the market share of the Company, and (ii) a significant downsize of the Company's business, based on decisions adopted for the benefit of interests different from those of the Company and with respect to which FNC is not entitled to veto rights in accordance to the terms contained herein.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

            Section 13.1 Effective Date.

      This Agreement shall have no effects unless and until the Effective Date has occurred, except as may be necessary for the occurrence of the Effective Date.

            Section 13.2 Survival of Representations, Warranties, Covenants and Agreements.

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                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            (a) Notwithstanding any right of any Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, each of the Parties has the right to rely fully upon the representations and warranties of the other Parties contained in this Agreement.

            (b) The representations, warranties, covenants and agreements of the Parties and of Avianca contained in this Agreement shall survive until the termination of this Agreement.

            Section 13.3 Termination.

            (a) Except as otherwise provided herein, this Agreement and all rights and obligations of the Parties and Avianca hereunder, shall automatically terminate, and shall cease to be of any further force and effect: (i) upon the written agreement of each of the Parties; (ii) if FNC and its Affiliates own more than 50% of the Interests; (iii) upon the consummation of any of the following events: the three Put Closings, the three Call Closings or a combination of Put and Call Closings whereby the Investor acquires 100% of the FNC Interests; the Avianca Drag Along Closing or any sale pursuant to Article XI; (iv) or if the FNC Interest represents less than five percent (5%) of the aggregate Interests, or (v) if the Shareholders cease to own at least one Common Share.

            (b) Notwithstanding the termination of this Agreement, nothing contained herein shall relieve any Party hereto from liability for breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

            Section 13.4 Amendment and Waiver.

            (a) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each one of the Parties and of Avianca with respect to the provisions and obligations of Avianca applicable thereto.

            (b) Any term or condition of this Agreement may be waived at any time by Avianca or by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of Avianca or the Party waiving such term or condition. No waiver by Avianca or any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

            Section 13.5 Notices.

            (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

If to the Investor to:

Oceanair Linhas Aereas Ltda.
Av. Almirante Barrosso, 52 ,GR3400
Centro,
Rio de Janeiro
Brazil
Facsimile No.: +55 21 22206566
Attn: Mike Welch

With copies to:

Wachtell, Lipton, Rosen & Katz LLP
51 W 52nd Street,
New York, NY 10019-6150
Facsimile: (212) 403 2000
Attn: Scott K. Charles, Esq.

If to FNC to :

Federacion Nacional de Cafeteros de Colombia
Calle 73 N degrees 8 - 13 Torre B Piso 8
Bogota D.C.
Colombia
Facsimile No.: 571-2177613
Attn: Gabriel Silva Lujan

With copies to:

Prieto & Carrizosa
Carrera 9 # 74-08 Of. 305
Bogota D.C.
Colombia
Facsimile: 571-326-8610 or 571-322-0010
Attention: Martin Acero Salazar, Esq.

If to the Company to:

Aerovias Nacionales de Colombia S.A.
Avenida El Dorado N degrees 92-30
Bogota D.C.
Colombia
Facsimile:
Attention: Juan Emilio Posada

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

With copies to:

Smith, Gambrell & Rusell LLP
Suite 3100, 1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
Facsimile: (404) 685-6873
Attn: Ronald Barab, Esq.

            (b) All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).

            (c) Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties in accordance with this
Section 13.4.

            Section 13.6 Entire Agreement.

            (a) This Agreement, together with the Investment Agreement, the Trust Agreements and the Transaction Documents (as defined in the MOU), supersedes all prior discussions and agreements among the Parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

            Section 13.7 No Assignment; Binding Effect.

            (a) Except as otherwise provided herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by Avianca or any Party without the prior written consent of Avianca (with respect to the provisions and obligations of Avianca applicable thereto) or the other Party hereto and any attempt to do so will be void; provided that Avianca or any Party may assign this Agreement, in whole but not in part, to a Qualified Affiliate which agrees in writing to become bound by this Agreement.

            (b) Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

            Section 13.8 Headings.

      The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

            Section 13.9 Invalid Provisions.

      To the extent permitted by applicable law, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            Section 13.10 Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of Colombia.

            Section 13.11 Arbitration.

            (a) The Parties hereto irrevocably agree that all disputes arising in connection with this Agreement shall be referred to a mediator appointed by the Bogota Chamber of Commerce (the "BCC") and located in Bogota, Colombia. If within sixty (60) days after submitting any such dispute to mediation, the Parties have not resolved such dispute, the mediation shall cease and the Parties hereto irrevocably agree that such dispute, to the extent permitted by applicable law, shall be finally settled by arbitration in Bogota, Colombia by three arbitrators appointed in accordance with the Rules of Conciliation and Arbitration of the International Chamber of commerce (the "ICC Rules"). All arbitrators shall be appointed by unanimous agreement of the parties to the dispute (hereinafter "party" or "parties") or, failing agreement within 15 days after the notice of intent to arbitrate is filed with the BCC (or such other period as may be agreed by the parties to such dispute), by the BCC in accordance with the ICC Rules. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the replacement arbitrator shall be appointed by unanimous agreement of the parties to the dispute or, failing agreement within 15 days after the date the appointed arbitrator ceases to act as arbitrator of such panel (or such other period as may be agreed by the parties to such dispute), by the BCC in accordance with the ICC Rules.

            (b) The arbitral panel may, at the request of a party, order specific performance, foreclosure on collateral, and injunctive and other equitable relief, including provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof), and the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction, subject to applicable law in such jurisdiction; and the parties shall waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

            (c) Unless the parties otherwise agree, all submissions and awards in relation to arbitration under this Agreement shall be made in Spanish and all arbitration proceedings and all pleadings shall be in Spanish. Witnesses not fluent in Spanish may give evidence in their native tongue (with appropriate translation). Original documents in a language other than

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

Spanish shall be submitted as evidence in Spanish translation accompanied by the original or true copy thereof.

            (d) The BCC procedural rules shall govern all arbitrations hereunder; provided that (i) each party may call upon the other to supply the arbitrator with documents in such other party's control relevant to the dispute;
(ii) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (iii) each party shall be entitled to question directly any witnesses who present testimony to the arbitral panel; and (iv) at the request of either party, a written transcript shall be made of each hearing before the arbitral panel at which testimony is presented and shall be furnished to the parties. The arbitral panel may, at the request of a party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction, subject to applicable law in such jurisdiction.

            (e)   Any award shall be made exclusively in U.S. Dollars.

            (f) Any award in connection with the aforementioned arbitration proceedings shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable law, the parties hereby waive all rights to challenge any award of an arbitral panel under this Section.

            Section 13.12 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            Section 13.13 No Set-Off

      All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

            Section 13.14 Further Assurances

            (a) Without limiting the generality of the foregoing, each Party to this Agreement agrees to take all necessary actions to ensure that the provisions of this Agreement are implemented.

            (b) From time to time, at the reasonable request of any other Party hereto and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            Section 13.15 Default Rate of Interest.

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

      Any monetary obligation under this Agreement, to the extent not paid when due hereunder, shall bear interest at the Default Interest Rate from the first day after the date on which such obligation is due hereunder, to and including the date on which such obligation is paid in full.

            Section 13.16 Third Party Beneficiaries.

      This Agreement is made for the benefit of the Parties and of Avianca and their respective successors and permitted assigns, and may not be enforced by any other Person.

            Section 13.17 Acknowledgement.

      The Parties hereto have participated jointly in the preparation and negotiation of this Agreement and the agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements contemplated hereby shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or any of the agreements contemplated hereby.

                          [NEXT PAGE IS SIGNATURE PAGE]

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                                                                        15-07-04
                                          EXHIBIT E - FORM OF SETTLORS AGREEMENT
                                                            INVESTMENT AGREEMENT

         IN WITNESS WHEREOF, each Party hereto has caused this Settlors Agreement to be its duly authorized representative as of the date first above written.

                                           FEDERACION NACIONAL DE CAFETEROS DE
                                           COLOMBIA

                                           By: _______________________________
                                               Name:
                                               Title:

                                           OCEANAIR LINHAS AEREAS LTDA.

                                           By: _______________________________
                                               Name:
                                               Title:

Avianca has agreed, subject to confirmation of the Plan, to the terms of this Agreement with respect to the provisions and obligations of the Company applicable thereto, especially its obligations under Sections 3.6 and 10.1 (b).

                                           AEROVIAS NACIONALES D E COLOMBIA S.A.
                                           AVIANCA S.A.

                                           By: ________________________
                                               Name: Juan Emilio Posada
                                               Title: Legal Representative

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

                     IRREVOCABLE COMMERCIAL TRUST AGREEMENT
                           - Avianca [_____] Trust 1-

                               ENTERED INTO AMONG

                        FEDERACION NACIONAL DE CAFETEROS

                          OCEANAIR LINHAS AEREAS LTDA.

                                       AND

                             FIDUCIARY [          ]

                           BOGOTA D.C., JULY __ , 2004

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

                     IRREVOCABLE COMMERCIAL TRUST AGREEMENT
                          - Avianca [      ] Trust 1-

      This Irrevocable Commercial Trust Agreement (this "Agreement"), dated as of May __, 2004, is entered into by and among (i) Trustee Company [_______________], a financial services company, domiciled in Bogota D.C., incorporated through Public Deed number [____] granted on [__________] [__], [____] before Notary [__] of [_______], bearer of the functioning permit granted by the Banking Superintendency through Resolution N degrees [____] of [_______] [__] [____], legally represented by [_____________________], acting herein in his capacity as legal representative and having broad powers therefor, of legal age and domiciled in [_______], identified with citizenship identification card number [________] issued in [______], as evidenced in the attached certificates of existence and legal representation, recently issued by the Banking Superintendency and the Chamber of Commerce of Bogota, D.C., hereinafter referred to as the "Trustee", on one part; (ii) FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, a private non-profit legal entity, with domicile in Bogota D.C., organized under the laws of Colombia, formed by Executive Resolution N degrees 033 of September 2nd, 1927 issued by the Colombian National Government and published in the Diario Oficial N degrees 20894 of 1928, represented to execute this document by Mr. Gabriel Silva Lujan, acting in his capacity as legal representative, identified with Colombian citizenship card 79.142.102 issued in Usaquen, as evidenced in the certificates of incorporation and legal representation attached hereto, hereinafter referred to as "FNC", and (iii) OCEANAIR LINHAS AEREAS LTDA., a corporation incorporated and existing under the laws of Brazil, represented to execute this document by Mr. German Efromovich, acting in his capacity as legal representative, identified with Brazilian citizenship card 4.180.036 and CPF 455.996.618-49 issued in Brazil, as evidenced in the certificates of incorporation and good standing, hereinafter referred to as the "Investor" (FNC and the Investor collectively referred to as the "Settlors").

                                    RECITALS:

1. Whereas, due to their financial condition, on March 21, 2003, Avianca (as such term is defined herein below) and its wholly owned subsidiary Avianca Inc. filed voluntary petitions to seek relief under the Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Cases") before the United States Bankruptcy Court for the Southern District of New York (the "Court").FNC, VB (as such term is defined herein below) and Avianca entered into a certain Debtor in Possession Loan Agreement, dated as of March 26, 2003 (the "DIP Agreement"), whereby VB and FNC undertook to lend Avianca the amount of eighteen million five hundred

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      thousand US Dollars (US $18,500,000) (the "DIP Loan"), of which, VB agreed to disburse thirteen million five hundred thousand US Dollars (US $13,500,000) and, FNC agreed to disburse five million US Dollars (US $5,000,000).

2. Whereas, to date, the entire amount of such eighteen million five hundred thousand US Dollars (US $18,500,000) of the DIP Loan has been disbursed by FNC and VB pursuant to the terms of the DIP Agreement.

3. Whereas, the Settlors and Avianca entered into the Investment Agreement (as such term is defined herein below) pursuant to which the Investor and FNC agreed to fund a reorganization plan for Avianca under the Chapter 11 Cases and which sets forth the terms and conditions for restructuring Avianca's financial liabilities (the "Plan").

4. Whereas, pursuant to (i) the Plan, (ii) the Memorandum of Understanding dated April 7, 2004, as amended, between FNC and the Investor, and (iii) the Investment Agreement, FNC and the Investor agreed to enter into two irrevocable commercial trust agreements and establish two autonomous patrimonies, which, as of the Effective Date (as such term is defined in the Investment Agreement) will become the owners of one hundred percent (100%) of the restructured Avianca's ordinary outstanding shares;

Now, therefore, in consideration of the foregoing and mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meaning assigned thereto under this Agreement.

      AFFILIATE: Shall mean, with respect to any of the Companies and any of the Settlors, the Person (i) directly or indirectly controlling the relevant Company or Settlor, (ii) directly or indirectly controlled by the respective Company or Settlor, or (iii) directly or indirectly controlled by any company or legal entity that, in turn, directly or indirectly controls the respective Company or Settlor. "Control" shall mean the Company's or either of the Settlor's right to elect a majority of the members of the Board of Directors of an entity as a result of such company holding over fifty percent (50%) of the voting rights, or corporate parts (in the case of a partnership.), or otherwise. In general, an Affiliate shall be deemed so whenever its decision power is subject to other person(s)' will, whether directly or through other affiliates, as well as every other hypothesis provided in article 26 of Law 222 of 1995.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      AGREEMENT: Shall have the meaning assigned thereto in the preamble.

      ASSIGNMENT AGREEMENT: Shall mean the Assignment Agreement entered into between FNC and the Trustee in its capacity as representative of the Avianca [ ] Trust 1, whereby FNC shall contribute to the Autonomous Patrimony the all of the DIP Rights owned by FNC.

      ATTORNEY: Shall mean the individual or individuals designated by the Steering Committee to exercise the Voting Rights inherent to the Shares of which the Autonomous Patrimony is or may be the owner, at meetings of the Companies' Meeting of Shareholders.

      AUTONOMOUS PATRIMONY: Shall mean the autonomous patrimony named Avianca
[ ] Trust 1 established under this Agreement with the Properties Delivered in Trust, as provided in Chapter III of this Agreement.

      AVIANCA: Shall mean Aerovias Nacionales de Colombia S.A., Avianca, a Colombian sociedad anonima with domicile in Barranquilla, Colombia, organized under the laws of Colombia, incorporated by public deed number 2374 of December 5, 1919, of Notary Two of the notarial circuit of Barranquilla.

      CHAIRMAN OF THE STEERING COMMITTEE: Shall mean the chairman of the Steering Committee who shall have the functions assigned under this Agreement and any others assigned by the Committee.

      CHAPTER 11 CASES: Shall have the meaning assigned thereto in the First Recital of this Agreement.

      COMPANIES: Shall mean Avianca and Sam, whether collectively or individually.

      COURT: Shall have the meaning assigned thereto in the First Recital of this Agreement.

      DIP: AGREEMENT: Shall have the meaning assigned thereto in the First Recital of this Agreement.

      DIP LOAN: Shall have the meaning assigned thereto in the First Recital of this Agreement.

      DIP RIGHTS: Shall mean FNC's rights in its capacity as a creditor of Avianca S.A. and Avianca Inc. pursuant to the DIP Agreement entered among between FNC, VB (together with PrimeOther Ltda. as successor of Inversiones Fenicia S.A.), Avianca and Avianca Inc. and the Assignment and Acceptance, dated as of __ _________, _________ among such parties.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      ECONOMIC RIGHTS: Shall mean, in connection with the Shares, the following rights (i) to receive a proportional portion of the corporate profits shown on the financial statements; provided, however, that the relevant corporate organ has decreed dividends and instructed distribution thereof; (ii) to exercise the right of first refusal in every new issuance of the Companies' securities if provided in the relevant Bylaws; (iii) to receive a proportional portion of the assets of any of the Companies at the time of liquidation of the relevant Company, following payment of the relevant third party liabilities; and (iv) to receive the benefit of all other economic rights as the Colombian legislation might attribute or grant to shareowners of stock companies.

      EXISTING SHARES: Shall mean ordinary shares issued by Avianca and Sam and any shares of preferred dividends and no voting right issued by Avianca formerly owned by the Avianca/Aces Lloyds Trust 1 and contributed to the Autonomous Patrimony on the execution date of this Agreement.

      FIDUCIARY RIGHTS: Shall mean the Settlors' rights under this Agreement, representing their participation in the Autonomous Patrimony and equivalent to the percentages set forth in Annex 1 to this Agreement, as amended from time to time, subject to prior compliance of the relevant formalities.

      FNC: Shall have the meaning assigned thereto in the preamble of this Agreement.

      INVESTMENT AGREEMENT: Shall mean the Amended and Restated Investment Agreement entered into among FNC, the Investor and Avianca on July [ ], 2004.

      INVESTOR: Shall have the meaning assigned thereto in the preamble of this Agreement.

      PARTY(IES): Shall mean the Trustee and the Settlors, collectively or individually.

      PERMITTED INVESTMENTS: Shall mean any investments which the Trustee is entitled to invest the Resources in pursuant to instructions from the Steering Committee.

      PERSON: Shall mean any individual or corporate entity, autonomous patrimony, or any other entity of whatever kind, that is or might become the owner of rights and obligations.

      PROPERTIES DELIVERED IN TRUST: Shall mean the Shares, the DIP Rights and the Resources contributed by the Settlors.

      REASONABLE GROUNDS: Shall mean, in connection with any person, the existence of (i) any final ruling rendered by the body of competent jurisdiction determining that such person breached its legal duties to the Companies, or committed any act of willful

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

misconduct, gross negligence or any act consisting of abuse of authority, (ii) any final ruling rendered by the body of competent jurisdiction connvicting such person of the commission of crimes, (iii) whenever "Reasonable Grounds" refers to a member of the Companies' Board of Directors or a member of the Steering Committee, any act or omission by such person causing material default of the obligations of the Settlor that appointed or designated such member to serve on the Companies Board of Directors or to serve as a member of the Steering Committee as provided in this Agreement, as the case may be, or (iv) whenever "Reasonable Grounds" refers to any person acting as legal representative of the Companies or in any other capacity as designated by the Board of Directors, any act or omission by such person which might cause the material breach of either of the Settlors' obligations under this Agreement.

      RESOURCES: Shall mean any moneys delivered by the Settlors to the Trustee, in furtherance of the Investment Agreement, to make part of the Autonomous Patrimony and solely devoted to meet Avianca's investment commitments in the terms set forth in such Investment Agreement.

      SAM: Shall mean Sociedad Aeronautica de Medellin Consolidada S.A. - SAM S.A., a Colombian sociedad anonima, incorporated by public deed number 2.900 of August 30, 1962 of Notary Seven of the notarial circuit of Medellin.

      SECRETARY: Shall mean the secretary to the Steering Committee who shall have the functions assigned in this Agreement.

      SETTLORS: Shall have the meaning assigned thereto in the preamble of this Agreement.

      SHARES: Shall mean the shares issued by Avianca or Sam owned by the Autonomous Patrimony, whether as per acquisition thereof using the Resources or as per receipt thereof in furtherance of the terms agreed in this Agreement.

      SHARING PERCENTAGE: Shall mean the percentages set forth in Annex 1 to this Agreement, corresponding to the Settlors' sharing in the Autonomous Patrimony, as may be amended from time to time, subject to prior compliance of the relevant formalities.

      STEERING COMMITTEE OR COMMITTEE: Shall mean the collegiate organ whose confirmation and functions are set forth in Chapter IV of this Agreement.

      TRIBUNAL: Shall have the meaning assigned thereto in the Section 9.10 of this Agreement.

      TRUSTEE: Shall have the meaning assigned thereto in the preamble of this Agreement.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      VB: Shall mean Valores Bavaria S.A., a Colombian sociedad anonima, incorporated by public deed number 3.745 of November 27, 1997 of Notary Seven of the notarial circuit of Bogota D.C.

      VOTING RIGHTS: Shall mean, in connection to the Shares the entitlement to participate in any deliberations of the meeting of shareholders, vote thereat and inspect the relevant corporate books, pursuant to the applicable rules and provisions and every other voting right as accorded under the Colombian laws to the owners of shares in stock companies.

      SECTION 1.2 CONSTRUCTION. Without prejudice to the rules and provisions applicable to the interpretation of contracts, unless the context of this Agreement implies otherwise, any words in singular herein contained, shall also include plural and vice versa. Masculine gender shall include feminine and neutral genders. Any terms not expressly defined herein shall be understood in the common and customary sense of the relevant technical language or in the obvious and natural sense thereof, depending on their general usage. References to Sections and Annexes shall be construed as references to Sections and Annexes of this Agreement.

                                   CHAPTER II
                                    PURPOSE

      SECTION 2.1 PURPOSE OF THIS AGREEMENT. The purpose of this Agreement is to set out the terms and conditions for the Trustee to receive the Properties Delivered in Trust on irrevocable commercial trust basis, as transferred by the Settlors, to conform the Autonomous Patrimony and to administer such Properties Delivered in Trust, as provided herein.

      SECTION 2.2 SUPPLEMENTAL ACTIVITIES. The Autonomous Patrimony includes - in addition to all acts proper of its subject matter all those which might be necessary for the full achievement thereof, including, without limitation, keeping and preserving the Shares, whether directly or through a specialized entity, investment of the Resources in Avianca's capital, exercise of Voting Rights and Economic Rights and every other act related to the purpose of this Agreement.

      Additionally, the Autonomous Patrimony shall have authority to acquire any rights and undertake obligations and secure its own obligations or the obligations of Avianca and/or Sam and/or of the subordinates of either Company.

      SECTION 2.3 IRREVOCABILITY. During the term of this Agreement the Settlors, individually, may not revoke any entrustment made hereunder to the Trustee. Notwithstanding the foregoing, Settlors who own ninety percent (90%) or more of the Fiduciary Rights may elect to terminate this Agreement and, consequently, repeal the

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

mandate provided herein, at any time during the term of this Agreement as provided in Section 7.1 below.

                                   CHAPTER III
                 PROPERTIES GIVEN IN TRUST AND FIDUCIARY RIGHTS

         SECTION 3.1 PROPERTIES DELIVERED IN TRUST. The Settlors hereby transfer to the Autonomous Patrimony, on an irrevocable commercial trust basis, (i) the DIP Rights, (ii) the Resources, and (iii) the Shares under the terms agreed hereunder and as from time to time delivered.

         SECTION 3.2 AUTONOMOUS PATRIMONY. The Properties Delivered in Trust and any amounts received as Economic Rights and in furtherance of Section 3.3 of this Agreement by the Trustee in connection with the Shares or a portion thereof, conform the autonomous patrimony, exclusively devoted to the finality subject matter of this commercial trust, named Avianca [ ] Trust 1. Such properties shall be kept separate from the assets fully owned by the Trustee and from those corresponding to other trust transactions, as contemplated in article 1233 of the Colombian Commercial Code and every concordant provisions. The Trustee shall keep separate accounts for the Autonomous Patrimony in accordance with the applicable legal provisions and subject to the accounting principles of each Settlor, in accordance with their instructions.

      SECTION 3.3 TRANSFER OF PROPERTIES DELIVERED IN TRUST. The Properties Delivered in Trust must be transferred to the Autonomous Patrimony free of any encumbrance and such transfer shall be perfected as indicated below:

      3.3.1 As to Existing Shares, through delivery to the Trustee of the relevant share certificates duly endorsed or accompanied by a letter of transfer signed by the Settlor owner thereof substantially in the form of the draft-model contained in Annex 2 to this Agreement, as required on case-by-case basis, and the corresponding entry on the registry of shares kept by the company issuer of the relevant share certificate;

      3.3.2 As to the DIP Rights, through execution of the Assignment Agreement; and

      3.3.3 As to the Resources, through delivery thereof to the Trustee in the amount and dates set forth in the Investment Agreement.

      SECTION 3.4 DESTINATION OF THE RESOURCES AND THE DIP RIGHTS. (a) The Resources shall be solely devoted to fulfill the investment commitments in Avianca, undertaken by the Settlors in accordance with the terms set forth in the Investment Agreement.

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      (b) The DIP Rights shall be solely devoted to be capitalized in Avianca, in order to fulfill the commitments undertaken by the Settlors in the terms set forth in the Investment Agreement.

      SECTION 3.5 FIDUCIARY RIGHTS. (a) As consideration for the Properties Delivered in Trust, the Settlors hereby receive Fiduciary Rights representing their participation in the Autonomous Patrimony.

      (b) The Settlors hereby participate in the Autonomous Patrimony in the percentages set forth in Annex 1 to this Agreement, as may be amended from time to time.

      SECTION 3.6 ASSIGNMENT AND ENCUMBRANCE OF FIDUCIARY RIGHTS. (a) The Settlors may assign and encumber their Fiduciary Rights subject to prior written authorization from the Steering Committee, which organ shall verify that the concerned transaction meets all of the of requirements and formalities and complies with all legal provisions applicable to such transaction. In connection with any such assignment or encumbrance authorized by the Steering Committee, in order to effectuate the intended results with respect to the Settlors, the assignor Settlor shall provide a written order to the Trustee, and the Trustee shall make the necessary inscription on the book of Settlors and Fiduciary Rights;

      (b) To procure the foregoing authorization, any Settlor wishing to assign or encumber its Fiduciary Rights must deliver the corresponding request to the Trustee, therein indicating the percentage of Fiduciary Rights it desires to assign or encumber and full identification of the assignee or of the secured creditor, including, without limitation, any information required by the Banking Superintendency concerning the client. The Trustee shall submit the request received from such Settlor to the Steering Committee at the next meeting thereof and the Committee shall decide, within fifteen (15) calendar days thereafter, whether or not it authorizes such assignment;

      (c) If the assignment or encumbrance of Fiduciary Rights has been authorized, the Steering Committee shall instruct the Trustee to make the relevant notations on the book of registry of Settlors and Fiduciary Rights and, as the case may be, recalculate the Sharing Percentages;

      (d) It is understood that in any event of mandatory alienation of either of the Settlor's Fiduciary Rights, following a legal warrant, the remaining Settlors shall be entitled to the right of first refusal in the acquisition of such Fiduciary Rights, in the weighted proportion of their Sharing Percentage in the Autonomous Patrimony at the time of such mandatory alienation. Without prejudice to the foregoing, it shall be an obligation of the Settlor encumbering the Fiduciary Rights to promptly inform in full - through the forms adopted by the Steering Committee the secured creditor, as to the terms of this Agreement and any other supplements or amendments hereto, as a requisite for the Steering Committee to authorize any such encumbrance.

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

                                   CHAPTER IV
                               STEERING COMMITTEE

      SECTION 4.1 CONFORMATION. (a) The Steering Committee shall be composed of three (3) principal members and three (3) alternates, two (2) of which shall be designated by the Investor and one (1) by FNC.

      (b) Alternates shall be personal and shall replace the principals in their absolute or temporary absences, without need to submit any further document to that effect. However, they may be called to any deliberations of the Steering Committee, even in those events where they are not bound to attend, but in any such case they shall have no vote, nor will they affect the quorum.

      (c) If for any reason whatsoever any of the members, whether principal or alternate, designated under this Agreement, is unable to perform his duties, resigns his office or is removed by the appointing party, his replacement shall be designated by the Settlor who had appointed such member.

      (d) Members of the Steering Committee and their alternates may only be removed or replaced by the Settlor who elected them. However, any member of the Steering Committee, whether principal or alternate, may be removed from the Committee even in the absence of the affirmative vote of the Settlor who elected him, provided there are Reasonable Grounds therefore.

      (e) The Settlors shall inform the Trustee as to initial election of the members of the Steering Committee, within one month following execution of this Agreement.

      SECTION 4.2 INTEGRATION IN CASE OF ABSOLUTE ABSENCES OR RESIGNATION. If a vacancy on the Steering Committee arises as a result of any principal member being unable to continue as a member of the Steering Committee or resigning his position, his alternate shall take office until a replacement is designated to fill such vacancy in accordance with the preceding Section.

      SECTION 4.3 CHAIRMAN AND SECRETARY OF THE STEERING COMMITTEE. The Steering Committee shall have a Chairman and one Secretary. The Chairman shall be elected from its members for the term determined by the Committee, while the Secretary shall be a representative from the Trustee.

      SECTION 4.4 FUNCTIONS OF THE CHAIRMAN AND SECRETARY OF THE STEERING COMMITTEE. The Chairman of the Steering Committee shall be responsible for notifying in writing the Trustee of all instructions given by the Steering Committee, which instructions, in any event, must be given at least two (2) business days in advance of the date scheduled

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

for compliance therewith and, if such instructions are by fax, the original instructions must be received at the Trustee's domicile on the business day immediately following the date on which the fax was transmitted. The Secretary shall be responsible for keeping and guarding the book of minutes of the Committee meetings, as contemplated in Section 4.9 below and for keeping records of all minutes of the Companies' meetings of shareholders.

      SECTION 4.5 FEES FOR THE MEMBERS OF THE STEERING COMMITTEE. Each principal and alternate member of the Steering Committee shall receive from the Trustee, as professional fees, the amount timely indicated by the Settlors to the Trustee.

      SECTION 4.6 MEETINGS. The Steering Committee shall meet on the occasions listed below:

      (a) At least once every fiscal quarter at the offices of Avianca's [__________] located in [__________], unless all of its members agree elsewhere.

      (b) At any other time when called by its Chairman, the President of Avianca, one (1) of its members or the Trustee, at least five (5) calendar days in advance.

      (c) In the event the Trustee is called to attend a meeting of the Companies' shareholders meeting, in which case the procedure below shall apply:

            (i) The Trustee shall proceed, no later than on the business day immediately following receipt of the notice, to call a meeting of the Steering Committee;

            (ii) At the Steering Committee's meeting, the Trustee shall read aloud the call received and will set out the matters to be addressed at the meeting of shareholders, and the members of the Steering Committee shall indicate who is to act as Attorney for the Trustee as spokesman of the Autonomous Patrimony and the vote of such Attorney on the matters presented at such shareholders meeting;

            (iii) The Trustee, hereby undertakes to grant a power-of-attorney to the designated Attorney so that he may exercise the Voting Rights inherent to the Shares at meetings of the Companies' shareholders meeting, concurrently with any instructions given by the Steering Committee and subject to compliance with the provisions contained in this Agreement;

            (iv) It is understood that the Steering Committee shall have broad powers to instruct the entering into or performance of all acts and contracts concerning existence and functioning of the Autonomous Patrimony.

      SECTION 4.7 DELIBERATION AND DECISION QUORUM. The Steering Committee shall deliberate with the

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

attendance of three (3) of its members and shall make decisions with the affirmative vote of two (2) of its members, except as provided in Section 4.8 of this Agreement.

      SECTION 4.8 SPECIAL MAJORITIES FOR DECISIONS BY THE STEERING COMMITTEE:
Without prejudice to the provisions in this Agreement, whenever the Steering Committee is to decide the Attorney's vote at shareholders meetings of the Companies', the decisions below shall require the affirmative vote of all three
(3) members of the Steering Committee acting as principals:

      (i)      Election and removal of board of directors members.

      (ii)     Election and removal of the fiscal auditor.

      (iii) Merger, spin-off, transformation, reorganization, consolidation, dissolution or liquidation of the Companies or of any of their Affiliates.

      (iv)     Amendment to the Companies' corporate bylaws.

      (v)      Capital decrease of the Companies.

      (vi) Issuance and placement of shares or share certificates representing shares, other than those regulated under the Investment Agreement, as well as the grant of options or rights arising from the issuance and placement of shares or share certificates representing shares.

      (vii)    Creation of occasional reserves in the Companies.

      (viii)   Reacquisition of the Companies' shares.

      (ix) Listing of shares or any other securities issued by the Companies in the National Registry of Securities and Intermediaries or on stock exchanges or cancellation of any such listing.

      (x) Issuance and placement of shares whether privileged, of preferential dividend and no voting rights and issuance and placement of ordinary bonds or bonds of mandatory or discretional conversion into shares in the Company, other than those regulated under the Investment Agreement.

      (xi)     Securitization of the Companies' assets.

      (xii)    Decree and distribution of the Companies' profits.

      (xiii) Any transaction or series of related transactions causing or entailing capital investments exceeding ten million US Dollars (US $10,000,000) or their equivalent in

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

Colombian pesos.

      (xiv) Any transaction or series of related transactions causing the acquisition of shares or any other certificate representing capital stock, other than short-term investments within the ordinary course of the Companies' business.

      (xv) Any transaction or series of transactions related to the sale, assignment, transfer, lease, or disposition of the Companies' assets by any other means (or the agreement to enter into either of the above) for a total fair value exceeding ten million US Dollars (US $10,000,000) or the equivalent in Colombian pesos.

      (xvi) Any transaction or series of related transactions leading to the Company's indebtedness exceeding ten million US Dollars (US $10,000,000) or the equivalent in Colombian pesos, or to encumbrance of any of the Companies' assets to secure payment of obligations which amount might exceed ten million US Dollars (US $10,000,000) or the equivalent in Colombian pesos.

      (xvii) Authorization to enter into any agreement whereby the Companies grant any security, indemnity or bail with respect to obligations or the solvency of any third party or any similar obligation.

      (xviii) The development of any line of business outside the Companies' ordinary course of business, the voluntary amendment to any route or license of the Companies, as well as the entering into, modification or termination of any contract that might be material to the Companies and not reasonably connected to their ordinary course of business.

      (xix) Commencement of any creditors' proceedings or business restructuring, or any other act which might have similar effects, concerning the Companies or either of its Affiliates.

      (xx) Approval of any cash-flow projections and Cash Minimum Balance (as such term is defined under the Investment Agreement).

      (xxi) Authorization to enter into any transaction outside the Companies' ordinary course of business exceeding three million US Dollars (US $3,000,000) or the equivalent in Colombian pesos.

      (xxii) Authorization for the Companies to enter into or perform any contract or agreement between the Companies and their Affiliates.

      (xxiii) Authorization for the Companies to enter into any material transaction with any individual or corporate person owner of more than five percent (5%) (x) of its capital-stock or (y) of the capital of either of their Affiliates or (z) of the Fiduciary Rights, except in the ordinary course of business. Material shall mean an event where the accumulated

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

amount of the concerned transaction within a twelve (12) month period exceeds one hundred thousand US Dollars (US $100,000).

      (xxiv) Listing of certificates issued by the Autonomous Patrimony in the National Registry of Securities and Intermediaries or on stock exchanges or cancellation of any such listing.

      (xxv) Issuance and placement of securities issued by the Autonomous Patrimony.

      (xxvi) Agreement, together with the Trustee and on behalf of the Settlors, on any amendments to this Agreement, as may occur from time to time, including, without limitation, its early termination, and extension of its term and amplification of the Trustee's functions.

      (xxvii) Decide on the transfer of the Shares owned by the Autonomous Patrimony.

      (xxviii) Authorize the transfer of the Fiduciary Rights owned by the Settlors.

      SECTION 4.9 MINUTES. The Chairman and the Secretary shall record the minutes of the Steering Committee meetings that once approved by the Steering Committee shall be signed by the Secretary. Minutes shall be headed with their number and shall at a minimum state the following: the place, date and hour of the meeting; the number of members present thereat and their capacity as principal or alternates; the matters addressed; the decisions made and the number of votes cast in favor, against, or in abstention and the date and hour of adjournment. Minutes shall be recorded chronologically in the book of minutes kept to that effect.

      SECTION 4.10 CONFIDENTIALITY. All principal and alternate members of the Steering Committee are bound to keep strictly confidential all the information received in connection with this Agreement, except for any information that as per legal provisions is required to be disclosed to the corresponding control entities.

      SECTION 4.11 FUNCTIONS OF THE STEERING COMMITTEE. The Steering Committee exercises the primary function of making any decisions incumbent to the Autonomous Patrimony and representing the Settlors before the Trustee, in a way such that all of the Settlors' rights arising under this Agreement shall be deemed delegated upon the Steering Committee, except as otherwise expressly provided herein. The Steering Committee shall also have the following attributions and functions, including, without limitation:

      (a)      In connection with this Agreement:

      (i) Agree, together with the Trustee and on behalf of the Settlors, on any amendments to this Agreement, as may occur from time to time, including, without limitation, its early termination, extension of its term and amplification of the Trustee's

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

functions.

      (ii) Budget and project any annual expenses and taxes, levies and fees, as the case may be, arising from the custody and administration of the properties given in trust.

      (iii) Define any Permitted Investments to be made by the Trustee in the development of its function concerning administration of the Properties Delivered in Trust.

      (iv)     Decide on the transfer of the Shares owned by the Autonomous
Patrimony.

      (v) Authorize the transfer of the Fiduciary Rights owned by the Settlors.

      (vi) Oversee at all times for the due compliance of this Agreement and the documents ancillary or supplemental hereto.

      (b)      In connection with the management of the Companies:

      (i) Instruct the Attorney how to exercise the Voting Rights at all of Avianca's shareholders meetings and provide instructions to the Attorney as to the manner to proceed at such meetings.

      (ii) Instruct the Attorney in connection with the exercise of Economic Rights inherent to the Shares.

      (iii) Designate, if so is desired, a delegate to accompany the Attorney whenever the latter opts to exercise the inspection rights referred to in article 379 of the Commercial Code.

      (iv) Determine the events where the Autonomous Patrimony may acquire any rights and undertake obligations and secure its own obligations, or any obligations of the Companies and/or of their Affiliates.

      (v) Provide the Settlors, promptly after receipt thereof, with every financial and budgetary information concerning the Companies as received by the Trustee during the term of this Agreement.

      (vi) Decide as to the policies concerning distribution and use of dividends paid by the Companies during the term of this Agreement, which distribution shall in any event be made to the Settlors in the proportion calculated by applying the Sharing Percentages set forth in Annex 1 to this Agreement or those agreed from time to time.

      (vii) In the event no dividends are distributed to the Settlors or if they are not delivered with other resources received from the Companies, determine any investment policies concerning dividends or resources received by the Autonomous Patrimony as

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

owner of the Economic Rights inherent to the Shares. In the event there are profits and dividends are distributed, but the Steering Committee fails to give the relevant instructions, the Trustee shall invest such dividends in its common fund until a decision is made on the matter.

      (viii) Oversee the due compliance with the Investment Agreement and, consequently, acquire the Companies' shares issued and offered to the Autonomous Patrimony in furtherance thereof, as provided in the Investment Agreement.

      (ix) Establish communication channels between the Autonomous Patrimony and the Companies' administrators.

      (x) Instruct the Attorney to file and approve at the Companies' shareholders meeting a listing for election of the Companies' Board of Directors' members. Each listing shall consist of three (3) directors and their respective personal alternates.

      (xi) Make any decisions in connection with the issuance of shares in the Companies, with or without submission to the right of first refusal, as provided in law or in the Bylaws of the Companies.

      (xii) Make any decisions in connection with the early dissolution and liquidation of the Companies.

      (xiii) Adopt every other decision as necessary to achieve the purpose of this Agreement, as well as any others as required by the Trustee for purposes consistent with this Agreement.

      (c)      In connection with the destination of the Resources and the DIP
Rights:

      (i) Oversee that the Resources and DIP Rights are given the destination set forth under Section 3.4 of this Agreement, in accordance with the commitments undertaken by the Settlors in the terms set forth under the Investment Agreement.

                                    CHAPTER V
                     RIGHTS AND OBLIGATIONS OF THE SETTLORS

      SECTION 5.1 GENERAL RIGHTS AND OBLIGATIONS OF THE SETTLORS. Further to other rights granted under this Agreement, the Settlors shall have the following rights and obligations:

      (i) Receive from the Trustee any semiannual reports in connection with the status of performance under the Investment Agreement, as well as in connection to the administration and operation of the Companies.

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      (ii) Receive from the Trustee a certificate evidencing how many and which of the Properties Delivered in Trust were contributed to the Autonomous Patrimony and the percentage of Fiduciary Rights received as consideration for such contribution.

      (iii) Receive distributions of the Properties Delivered in Trust, in accordance with Section 7.3 below if this Agreement is terminated.

      (iv) Inspect the Trustee's accounting records as to every matter concerning the Autonomous Patrimony.

      (v) Exercise all legal actions against the Trustee in the terms provided in law.

      (vi) Exercise every other right as provided in law or in this Agreement.

      (vii) Annually update all information required by the Trustee to comply with the applicable rules regarding the client's backgrounds and issued by the Banking Superintendency.

      (viii) Instruct the Trustee in writing to enter into the book of registry of Settlors and update the Fiduciary Rights to reflect any assignment or encumbrance on the Fiduciary Rights that has been previously authorized by the Steering Committee.

      SECTION 5.3 CONFIDENTIALITY. The Settlors are bound to keep strictly confidential all the information received in connection with this Agreement, except for any information that as per legal provisions is required to be disclosed to the corresponding control entities.

      SECTION 5.4 SHARING PERCENTAGES: As of the date hereof the Settlors participate in the Autonomous Patrimony in the percentages listed in Annex 1, as may be amended from time to time, which is an integral part of this Agreement.

                                   CHAPTER VI
                           OBLIGATIONS OF THE TRUSTEE

      SECTION 6.1 GENERAL ASPECTS. Further to any other obligations of the Trustee, as provided elsewhere in this Agreement or in law, the Trustee shall have the following obligations:

      (i) Designate any representatives or attorneys as necessary for performance of the commercial trust and defense of Properties Delivered in Trust.

      (ii) Strictly follow any instructions given by the Steering Committee during the term of the Agreement.

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                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      (iii) Report to the correspondent control entity, when required and if required, and on behalf of the Settlors, the transfer of Shares and Fiduciary Rights.

      (iv) Take any liability insurance policies as necessary to cover all and each of the principals and alternate members of the Steering Committee, in furtherance of instructions given to that effect by the Steering Committee.

      (v) Semiannually render a report of activities to the Steering Committee. Reports shall be deemed accepted if the same are not contested by any of the Settlors within one calendar month following their delivery date.

      (vi)     Render semiannual accounts of its activities to the Settlors.

      (vii) Distribute to the Settlors, upon termination of this Agreement, the Shares, as provided in Section 7.3 below, and all and any assets or resources upon allocation, as provided in this Agreement.

      (viii) Inform the Settlors about any circumstance affecting the Properties Delivered in Trust.

      (ix) Furnish the Steering Committee, within two (2) business days following receipt thereof, with all financial and budgetary information concerning the Companies, as received in connection with this Agreement.

      (x) Within forty-five (45) calendar days following the closing date of the relevant fiscal year, the Trustee shall furnish the Settlors with audited individual or consolidated financial statements concerning the Autonomous Patrimony for the previous fiscal year, including balance sheets, statements of results and cash-flow and therein comparatively stating the figures for said previous fiscal year, together with all notes and annexes thereto prepared in accordance with generally accepted accounting principles applied on basis consistent with the previous fiscal year.

      (xi) Keep a book of registry concerning the Settlors and Fiduciary Rights therein noting the name of each Settlor, the percentage of Fiduciary Rights owned by each Settlor, as well as any assignment, encumbrance or limitation to their ownership, attachment or judicial action in connection therewith.

      SECTION 6.2 OBLIGATIONS IN CONNECTION TO PERFECTION OF THIS AGREEMENT. As to perfection of the transference of the Properties Delivered in Trust, the Trustee shall verify that the Properties Delivered in Trust by the Settlors are free of any encumbrance and issue, in favor of each such property a certificate evidencing how many and which such Properties Delivered in Trust were delivered and the percentage of Fiduciary Rights received as consideration for such contribution.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

         SECTION 6.3 OBLIGATIONS IN CONNECTION TO THE DESTINATION OF RESOURCES AND DIP RIGHTS. The Trustee shall strictly fulfill its obligations under Section
3.4 of this Agreement in connection with the destination that the Trustee shall give to the Resources and the DIP Rights, in accordance with the commitments undertaken by the Settlors in the terms set forth under the Investment Agreement.

      SECTION 6.4 SCOPE OF ACTIVITIES BY THE TRUSTEE. In the event of ambiguity as to the nature and scope of the Trustee's obligations and powers or if this Agreement is silent as to the actions to be pursued by the Trustee under any particular circumstances, the Trustee shall request instructions from the Steering Committee and the Settlors, and only in the event such obligations and powers remain uncertain following receipt of such instructions, or if no such instructions are given within thirty (30) calendar days after the Steering Committee's and the Settlors' receipt of the request, the Trustee shall request instructions from the Banking Superintendency. In no event shall the Trustee be deemed liable for omissions during the period following such request for instructions from the Steering Committee and/or the Settlors or the Banking Superintendency, in accordance to this article and up to the time of the Trustee's receipt thereof. The Banking Superintendency shall intervene during performance or termination of this Agreement as requested by the Trustee, whenever there are reasonable doubts as to the nature and scope of its obligations or whenever it is compelled to depart from the authorizations granted under this Agreement.

      SECTION 6.5 OBLIGATIONS REGARDING VOTING RIGHTS. The Trustee hereby undertakes to:

      (i) Grant the Attorney with a power-of-attorney to exercise, in its capacity as representative of the Autonomous Patrimony, all Voting Rights inherent to the Shares.

      (ii) Whenever the Trustee - in its capacity as representative of the Autonomous Patrimony - receives any call to attend a meeting of shareholders of either of the Companies, it shall follow the procedure set out in Section 4.6(c) of this Agreement.

      (iii) Exercise the Economic Rights - in its capacity as legal representative of the Avianca [ ] Trust 1 - the Trustee shall receive a proportional portion of the corporate profits shown on the Companies' financial statements, as well as hold preferential participation in any new issuance of the Companies' capital stock, in accordance to instructions given by the Steering Committee.

      SECTION 6.6 INDEMNITY. Without prejudice to any legal and contractual obligations of the Settlors, the Settlors undertake the following obligations with respect to the Trustee:

      (a) Perform all activities within their capacity to enable the Trustee to perform its duties.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      (b) Diligently act to prevent causing any damages to the Trustee in furtherance of this Agreement.

      (c) In the event of any action instituted against the Trustee in connection with performance of its obligations under this Agreement and regarding compliance with the instructions given by the Steering Committee and/or the Settlors, the Trustee shall be entitled to summon the Settlors to assist it in its defense (llamamiento en garantia).

      (d) The Settlors, hereby also undertake with respect to the Trustee to bear the costs of any litigation, disputes or proceedings arising from the instructions given by the Steering Committee or the Settlors in connection with the Trustee's functions hereunder, provided no levis culpa or fraud exists on the side of the Trustee, its officers, directors or agents. In its capacity as administrator of the Autonomous Patrimony, the Trustee shall be compensated for any expenses incurred or to be incurred on occasion of such litigation, proceedings or disputes. The Settlors shall also bear all and any ancillary obligations that might arise from such proceedings, including, without limitation, fines, interest, penalties and court costs. Under no circumstance shall the Trustee be bound to fund any cost, expense or tax that might arise under this Agreement regardless of whether any such cost, expense or tax is on account of the Settlors.

      SECTION 6.7 CONFIDENTIALITY. The Trustee is bound to keep strictly confidential any information disclosed to it in connection with this Agreement and with respect to any decisions made in connection to the Investment Agreement, except for any information that might be legally necessary to disclose to the competent entities of control. This confidentiality obligation shall survive for the term of two (2) years after the date of termination of this Agreement.

      SECTION 6.8 REMUNERATION TO THE TRUSTEE. The Trustee shall be entitled to remuneration for its services in the amount set forth in the letter of services offering attached hereto as Annex 3 to this Agreement. The Steering Committee shall authorize all and any payments to the Trustee and, once these payments are authorized, shall deduct the same from the Resources.

      SECTION 6.9 PAYMENT DEADLINE. All invoices presented by the Trustee to the Steering Committee and acceptable to the Steering Committee shall be authorized by the latter within thirty (30) days following their presentation date.

                                  CHAPTER VII
                     TERM AND TERMINATION OF THE AGREEMENT

      SECTION 7.1 TERM OF THE AGREEMENT. This Agreement shall have a term of twenty (20) years commencing on the date hereof. Notwithstanding the foregoing, the Settlors who are owners of ninety percent (90%) or more of the Fiduciary Rights may terminate this

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

Agreement earlier through written notice to the Trustee and the other Settlors delivered and served at least thirty (30) days in advance. In such case, the Trustee shall be entitled to payment of an amount equivalent to two (2) months of fees as agreed for its services under this Agreement.

      SECTION 7.2 TERMINATION EVENTS. The following shall be termination events of this Agreement:

      (i) Expiration of this Agreement in accordance with Section 7.1 above.

      (ii) Decision by the Settlors in accordance to Section 7.1. above or by mutual agreement between the Trustee and the Settlors.

      (iii)    Declaration of the Trustee's insolvency.

      (iv)     Liquidation of the Trustee.

      (v)      Breach by the Trustee of its obligations under this Agreement.

      (vi)     Every other event as provided for in the applicable law.

      If any event of termination set forth in subsections (ii), (iii), (iv), or
(v) above occurs, the Settlors who are owners of ninety percent (90%) or more of the Fiduciary Rights may, in their sole discretion, determine to continue this Agreement and, if necessary, replace the Trustee with any other trust company.

      SECTION 7.3 EFFECTS OF TERMINATION. Without prejudice to the rights and indemnification obligations in accordance with the applicable rules and provisions, upon termination of this Agreement, subject to the payment of fees and other expenses accrued up to such date, including the amount referred to in
Section 7.1 above - if payment thereof in favor of the Trustee is permissible - the Trustee shall deliver the Shares to the Settlors, within fifteen (15) calendar days thereafter; it being understood that each Settlor shall receive a percentage of shares in each Company identical to the Sharing Percentage of such Settlor in the Autonomous Patrimony, following compliance of the requisites applicable to share transfers, and the Trustee shall furnish the Steering Committee with all confidential information received by it in connection with this Agreement.

      If any Resources or other assets or resources susceptible to distribution remain upon termination of this Agreement, such assets or resources shall be distributed to the Settlors, in proportion to their participation in the Autonomous Patrimony, within five (5) business days following the termination date.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

                                  CHAPTER VIII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 8.1 REPRESENTATIONS BY THE SETTLORS. Each of the Settlors hereby declares and warrants:

      (i) That it is the full owner of the Properties Delivered in Trust and contributed by it hereunder.

      (ii) That the Properties Delivered in Trust and contributed by it are free of any encumbrance or limitation to their ownership right.

      (iii) That it has authority to execute and perform this Agreement as well as every other document ancillary and supplemental thereto and, that there is no legal restriction or restriction as per its Bylaws - if a corporate entity
- or contractual restriction concerning such execution or performance.

      (iv) That there are no proceedings or actions against it, preventing execution or performance of this Agreement and of the documents ancillary and supplemental thereto.

      (v) That it has not entered into any other agreement which purpose is the alienation of the Properties Delivered in Trust.

      SECTION 8.2 REPRESENTATIONS AND WARRANTIES BY THE TRUSTEE. The Trustee hereby represents and warrants:

      (i)      That it has authority to execute and perform this Agreement.

      (ii) That all actions, authorizations and conditions (whether as per its Bylaws or otherwise) required to validly execute and perform this Agreement have been performed, obtained, complied and satisfied.

      (iii) That this Agreement is the valid and binding obligation thereof and enforceable against it in accordance to its terms.

      (iv) That there are no pending proceedings or actions against it that might prevent or affect the full compliance of this Agreement.

      (v) The Parties hereto understand that all representations and warranties under this chapter are binding contractual obligations which default, defective or late compliance would give rise to the contractual liability provided in the legal provisions in force and applicable on the matter.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

                                   CHAPTER IX
                                  MISCELLANEOUS

      SECTION 9.1 BREACH OF THE CONFIDENTIALITY OBLIGATION. If any of the Settlors, individually, the Trustee or the Steering Committee members breach its relevant confidentiality obligation under this Agreement, such party shall be liable for any damages resulting from such breach.

      SECTION 9.2 TRANSFER OF FIDUCIARY RIGHTS. The Fiduciary Rights may only be transferred subject to the prior written authorization by the Steering Committee.

      SECTION 9.3 NATURE OF THIS AGREEMENT. This Agreement is an irrevocable commercial trust for administration and representation, governed by the provisions herein, by the provisions contained in articles 146 et. seq. of the Financial Regime, by the Commercial Code applicable to commercial trust and, in the alternative, by the provisions regulating mandate agreements, insofar as these are not incompatible with the nature and purpose of the transactions contemplated hereunder.

      SECTION 9.4 EXPENSES OF THE AUTONOMOUS PATRIMONY AND TAXES. (a) All expenses or taxes payable by the Trustee in connection with this Agreement, concerning the execution or performance hereof shall be the Settlors' responsibility in proportion to their participation in the Autonomous Patrimony.

      (b) All and any taxes arising from any distribution to be made by the Trustee to the Settlors or to those indicated by them upon termination of this Agreement shall be the liability of the Settlors. Any amounts payable by the Settlors shall be allocated among the Settlors in proportion to their participation in the Autonomous Patrimony.

      SECTION 9.5 MODIFICATION AND ASSIGNMENT OF THIS AGREEMENT. Any modification to this Agreement shall be agreed in writing between the Chairman of the Steering Committee - who shall act being duly empowered by it - and the Trustee. The Parties may not assign nor encumber the rights and obligations acquired pursuant to this Agreement, unless (i) they have obtained the express prior written consent by the remaining parties not assigning their contractual position and subject to prior written authorization from the Steering Committee, or (ii) with respect to a permitted assignment, as agreed by the Settlors in a separate written document executed and delivered by the Settlors.

      SECTION 9.6 WAIVER OF RIGHTS. No failure, delay or action by any of the Parties in the exercise of their rights, powers or remedies under this Agreement shall be deemed a waiver thereof. The singular or partial exercise of any such rights, powers or remedies shall not prevent the subsequent exercise thereof or of any other right, power or remedy. Waiver in writing by any of the Parties to any right, power or remedy shall not be deemed a waiver to such right, power or remedy as such Party might be entitled to in the future.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      SECTION 9.8 PARTIAL NULLITY. In the event any of provision in this Agreement is or becomes invalid or is otherwise unenforceable, such fact shall not affect validity of the remaining provisions. To the extent necessary, the Parties shall modify or replace the invalid or unenforceable provision with a new or amended provision that corresponds, as closely as practicable, to the agreement of the Parties under the invalid or unenforceable provision.

      SECTION 9.9 PENALTY CLAUSE. The Settlors hereby agree that in the event of default of their obligations under this Agreement, the defaulting Settlor shall have a thirty (30) day period from the date notice is given by any Settlor requesting cure of such default. Upon expiration of such period, the Settlors affected by the default may - without prejudice to every other right legally or contractually corresponding thereto - demand from the defaulting Settlor, payment of a penalty equivalent to fifty thousand US Dollars (US $50,000), converted at the market exchange rate or any other rate in lieu thereof, payable within five (5) business days following the date that the Settlor requested payment of the penalty herein provided.

      SECTION 9.10 GOVERNING LAW AND ARBITRATION. For all purposes, this Agreement is governed by the laws of the Republic of Colombia. Every dispute or controversy arising between the Parties during the term of this Agreement or at the time of its termination, which may not be settled directly or amiably between the Parties, shall be submitted to an arbitral tribunal (the "Tribunal") designated by the Parties by mutual agreement, within ten (10) days following the date when any Party notified the other Parties as to termination of the stage for direct resolution among the Parties. Failing an agreement between the Parties, the Tribunal shall be designated by the Chamber of Commerce of Bogota, from the roster of arbitrators kept by the Center of Commercial Arbitration and Conciliation of said Chamber. The Tribunal so established shall be subject to Law-Decree 2279 of 1989, Law 23 of 1991, Law 192 of 1995, Law 446 of 1998,
Decree 1818 of 1998 and every other rules amending or supplementing the same or concordant therewith, in accordance to the following rules:

      (i)      The Tribunal shall be composed of three (3) arbitrators.

      (ii) Internal organization of the Tribunal shall be subject to the provisions provided to that effect by the Center of Commercial Arbitration and Conciliation of the Chamber of Commerce of Bogota.

      (iii) The Tribunal shall render its award at- law and its decision shall be final and binding upon the Parties.

      (iv) The Tribunal shall function in Bogota, at the Center of Commercial Arbitration and Conciliation of the Chamber of Commerce of Bogota, or, failing such place, anywhere else as determined by the Center.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

      (v) All expenses, costs and fees accrued on occasion of the arbitration proceedings shall be the obligation of the losing Party.

      SECTION 9.11 NOTICES. All notices and communications to be given under this Agreement shall be in writing and delivered in person or by fax or through any verifiable or certifiable electronic means (in the previous two cases the date of receipt shall be deemed to be the date of delivery if on a business day or on the next business day if not delivered on a business day). The date of receipt shall be deemed to be on the fourth business day following delivery, if sent through a well reputed international courier service, to the addresses indicated below, or to any other address as the receiving Party has notified the remaining Parties at least one business day preceding the day the relevant notice is sent:

The Trustee:

Attn:
Company:
Address:
City:
Phone No.:
Fax:

The Settlors:

FEDERACION NACIONAL DE CAFETEROS
Calle 73 N degrees 8 - 13 Torre B Piso 8
Bogota D.C.
Colombia
Facsimile No.: 571-2177613
 Attn: Sr. Gabriel Silva Lujan

With copies to:

Prieto & Carrizosa
Carrera 9 N degrees 74-08 Of. 305
Bogota D.C.
Colombia
Facsimile: 571-326-8610 or 571-322-0010
Attn: Martin Acero, Esq.

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

New York, NY 10153
Facsimile: (212) 310-8007
Attn: Michael Kessler, Esq.

OCEANAIR LINHAS AEREAS LTDA.
Av. Almirante Barrosso, 52 ,GR3400
Centro, Rio de Janeiro
Brazil
Facsimile No.: 55 21 22206566
Attn: Michael F. Welch

With copies to:

Wachtell, Lipton, Rosen & Katz LLP
51 W 52nd Street,
New York, NY 10019-6150
Facsimile: (212) 403 2000
Attn: Scott K. Childs, Esq

      SECTION 9.12 QUANTUM OF THE AGREEMENT FOR TAX PURPOSES

      (i) For fiscal purposes this Agreement is of undetermined quantum. The fiduciary fees shall serve as basis for liquidating the stamp tax.

      (ii) This Agreement is liquidated at the rate of 1.5% at the time when each payment is to be made. The Trustee acts as tax withholder.

      (iii) Any stamp tax shall be borne by the Settlors in proportion to their participation in the Autonomous Patrimony.

      SECTION 9.13 DOMICILE. For all legal purposes the contractual domicile shall be the city of Bogota, D.C.

      SECTION 9.14 SUPPLEMENTAL APPLICATION. Anything not provided in this Agreement shall be subject to articles 1.226 et. seq. of the Commercial Code, as well as to every other legal and regulatory provisions.

      SECTION 9.15 COUNTERPARTS.- This Agreement is simultaneously signed in four (4) copies, one for each Party, each thereof deemed to be an original and all together deemed to be the same instrument.

                           [signatures page to follow]

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

In witness hereof, the Parties enter into this Agreement in the city of Bogota, D.C., on the ___________ (__) day of the month of [ ] of year two thousand four
(2004).

By the Trustee

_______________________________________
Legal Representative

The Settlors

Settlors

_______________________________________
Name:
Title: Legal Representative
Federacion Nacional de Colombia

Settlors

_______________________________________
Name:
Title: Legal Representative
OceanAir Linhas Aereas Ltda.

                                                                        15-07-04
                                             EXHIBIT F - FORM OF TRUST AGREEMENT
                                                            INVESTMENT AGREEMENT

ANNEXES

Annex                          Contents
-----------------------------------------------------
  1              Sharing Percentages

-----------------------------------------------------
  2              Transfer Draft Letter

-----------------------------------------------------
  3              Remuneration to the Trustee

-----------------------------------------------------

                                             EXHIBIT G 1 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

                                                                    May __, 2004

To:

FEDERACION NACIONAL DE CAFETEROS
AEROVIAS NACIONALES DE COLOMBIA S.A.

                        RE: OCEANAIR LINHAS AEREAS LTDA.

Ladies and Gentlemen:

      We have acted as special [Brazilian] counsel for OCEANAIR LINHAS AEREAS LTDA a corporation incorporated and existing under the laws of the Republic of Brazil (the "INVESTOR") in connection with the Investment Agreement dated May [__], 2004 (the "INVESTMENT AGREEMENT") between (i) FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, a private non-profit legal entity organized under the laws of the Republic of Colombia ("FNC"); (ii) THE INVESTOR; and (iii) AEROVIAS NACIONALES DE COLOMBIA S.A., a sociedad anonima organized and existing under the laws of the Republic of Colombia ("AVIANCA").

      This opinion is delivered to you pursuant to Section 8.2.1(vi) of the Investment Agreement. Terms used herein shall have the respective meanings set forth in the Investment Agreement and the other Transaction Documents, unless otherwise defined herein.

      In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials and other documents and instruments as we have considered necessary or appropriate.

Based upon the foregoing we are of the opinion that:

      (1) Existence. The Investor is a corporation duly incorporated and existing under the laws of Brazil, incorporated by [incorporation documents]. The Investor's existence is not limited by: (i) any applicable law; (ii) the terms of any charter, by-law or other similar document of the Investor; or (iii) any other agreement, instrument or document to which the Investor is a party or by which it is bound.

                                             EXHIBIT G 1 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

      (2) Authority. The Investor has the corporate power and capacity to conduct its business as presently conducted, and has the authority to own and operate its properties and carry on its business as now conducted, and to execute, deliver, perform and observe the terms and conditions of the Investment Agreement and the Transaction Documents. All corporate and other actions have been taken which are necessary or advisable to: (i) authorize the Investor to execute, deliver, perform and observe the terms and conditions of the Investment Agreement and the other Transaction Documents; and (ii) authorize the officer(s) of the Investor who has (have) signed the Investment Agreement and the other Transaction Documents which have been signed on or before the date hereof to take such action.

      (3) Representation. Mr. [German Efromovich] in his capacity as Legal Representative of the Investor, as per Brazilian Law, has full power and authority to execute and deliver the Investment Agreement and the Transaction Documents on behalf of the Investor.

      (4) Capacity. The delivery, execution and performance of the Investment Agreement and the Transaction Documents do not (i) contravene any of the Investor's organizational documents; (ii) violate any applicable law of Brazil or, to the best of our knowledge, after reasonable inquiry, violate any order, writ, judgement, injunction, decree, determination or award applicable to the Investor; (iii) to the best of our knowledge after reasonable inquiry, conflict with or result in the breach of, or constitute a default under, any contract, agreement, loan agreement, indenture, mortgage, deed of trust, lease or other instruments binding on the Investor; or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties of the Investor.

      (5)   Conflict of Laws and Enforceability.

            (i) Under the conflict of laws principles in the Investor's country, the choice of law provisions of the Investment Agreement and the Transaction Documents are valid, binding and not subject to revocation by the Investor, and, in any proceedings brought in the Investor's country for enforcement of any of the Transaction Documents, the choice of the law of the Republic of Colombia as the governing law of such documents will be recognized and such law will be applied.

            (ii) The Agreement and the other Transaction Documents which have been executed on or before the date hereof have been duly authorized, executed and delivered by the Investor. Assuming that the Investment Agreement and the Transaction Documents are legal, valid, binding and enforceable under the law of Colombia or the United States, as applicable, each of the Investment Agreement and the Transaction Documents which has been executed and delivered constitutes, and each of the Investment Agreement and the Transaction Documents which may hereafter be executed and delivered will constitute, an obligation of the Investor which is legal, valid and binding upon the Investor and

                                             EXHIBIT G 1 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

            (iii) Notwithstanding paragraph (i) above, if any of the Investment Agreement and the Transaction Documents were by their terms governed by and construed in accordance with the law of the Investor's country, or if a court in the Investor's country were to apply the law of the Investor's country to any of the Investment Agreement and the Transaction Documents, each of the Investment Agreement and the Transactions Documents which has been executed and delivered, and each of the Investment Agreement and the Transaction Documents which may hereafter be executed and delivered, would constitute an obligation of the Investor which is legal, valid and binding upon the Investor and enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

      (6) Submission to Jurisdiction, etc. The submission to jurisdiction, appointment for service of process and waiver of security requirements by the Investor set forth in the Investment Agreement and the Transaction Documents, respectively, are each effective and irrevocably binding on the Investor.

      (7) Commercial Activity. The Investment Agreement and the Transaction Documents and the transactions contemplated thereby constitute commercial activities (rather than governmental or public activities) of the Investor, and the Investor is subject to private commercial law with respect thereto.

      (8) Legal Form, Judgments, etc. The Investment Agreement and the Transactions Documents are in proper legal form for enforcement against the Investor, in the Investor's country, in the most expeditious manner available under the law of the Investor's country. In the event a final judgment of any court or arbitral tribunal in Colombia or the United States is rendered against the Investor under any of the Investment Agreement and the Transaction Documents, the same would be enforced by the courts of the Investors's country without any further review on the merits.

      (9) Legal Proceedings. No legal proceedings are pending or, to the best of the undersigned's knowledge, threatened before any court, governmental authority or other governmental authority which might: (i) materially and adversely affect the Investor's financial condition, business or operations;
(ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any

                                             EXHIBIT G 1 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

of the Investment Agreement and the Transaction Documents; or (iii) in any other manner question the validity, binding effect or enforceability of any of the Investment Agreement and the Transaction Documents.

      This opinion is specific to the transactions and the documents referred to herein and is based upon the facts known to us, the documents examined by us and the law as of the date hereof. This opinion may not be relied upon by you or your successors and assignees for any other purpose or relied upon by any other person (other than the participants) without our prior written consent.

Very truly yours,

[Counsel to the Investor]

                                             EXHIBIT G 2 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

                                                                    May __, 2004

OCEANAIR LINHAS AEREAS LTDA.
AEROVIAS NACIONALES DE COLOMBIA S.A.

                                RE: FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA

Ladies and Gentlemen:

      We have acted as special Colombian counsel for FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA a private non-profit legal entity organized and existing under the laws of the Republic of Colombia ("FNC") in connection with the Invested Agreement dated May [__], 2004 (the "INVESTMENT AGREEMENT ") between
(i) FNC; (ii) OCEAN AIR LINHAS AEREAS LTDA., a corporation organized and existing under the laws of the Republic of Brazil (the "INVESTOR"); and (iii) AEROVIAS NACIONALES DE COLOMBIA S.A., a sociedad anonima organized and existing under the laws of the Republic of Colombia ("AVIANCA").

      This opinion is delivered to you pursuant to Section 8.3.1 of the Investment Agreement. Terms used herein shall have the respective meanings set forth in the Investment Agreement and the other Transaction Documents, unless otherwise defined herein or unless the context otherwise requires.

      In connection with this opinion, we have reviewed such matters of law, and have examined originals, or copies identified to our satisfaction, of such agreements, corporate records, public records, communications of public officials and other documents and instruments as we have considered necessary or appropriate.

Based upon the foregoing we are of the opinion that:

      (1) Existence. FNC is a private non-profit legal entity, with domicile in Bogota D.C., duly organized and validly existing under the laws of Colombia, formed by Executive Resolution N(degree) 033 of September 2nd, 1927 issued by the Colombian National Government and published in the Diario Oficial N(degree) 20894 of 1928. FNC's existence is not limited by: (i) any applicable law; (ii) the terms of any charter, by- law or other similar document of FNC; or (iii) any other agreement, instrument or document to which FNC is a party or by which it is bound.

      (2) Authority. FNC has the corporate power and capacity to conduct its business as presently conducted, and has the authority to own and operate its properties and carry on

                                             EXHIBIT G 2 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

its business as now conducted, and to execute, deliver, perform and observe the terms and conditions of the Investment Agreement and the Transaction Documents. All corporate and other actions have been taken which are necessary or advisable to: (i) authorize FNC to execute, deliver, perform and observe the terms and conditions of the Investment Agreement and the other Transaction Documents; and
(ii) authorize the officer(s) of FNC who has (have) signed the Investment Agreement and the other Transaction Documents which have been signed on or before the date hereof to take such action.

      (3) Representation. Mr. Gabriel Silva Lujan in his capacity as Legal Representative of FNC, as per Colombian Law, has full power and authority to execute and deliver the Investment Agreement and the Transaction Documents on behalf of FNC.

      (4) Capacity. The delivery, execution and performance of the Investment Agreement and the Transaction Documents do not (i) contravene any of FNC's organizational documents; (ii) violate any applicable law of Colombia or, to the best of our knowledge, after reasonable inquiry, violate any order, writ, judgement, injunction, decree, determination or award applicable to FNC; (iii) to the best of our knowledge after reasonable inquiry, conflict with or result in the breach of, or constitute a default under, any contract, agreement, loan agreement, indenture, mortgage, deed of trust, lease or other instruments binding on FNC; or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties of FNC.

      (5) Legal Form, Judgments, etc. The Investment Agreement and the Transactions Documents are in proper legal form for enforcement against FNC, in the Investor's country, in the most expeditious manner available under the law of the Investor's country. In the event a final judgment of any court or arbitral tribunal in Colombia or the United States is rendered against the Investor under any of the Investment Agreement and the Transaction Documents, the same would be enforced by the courts of the Investors's country without any further review on the merits.

      (6) Legal Proceedings. No legal proceedings are pending or, to the best of the undersigned's knowledge, threatened before any court, governmental authority or other governmental authority which might: (i) materially and adversely affect FNC's financial condition, business or operations; (ii) restrain or enjoin or have the effect of restraining or enjoining the performance or observance of the terms and conditions of any of the Investment Agreement and the Transaction Documents; or (iii) in any other manner question the validity, binding effect or enforceability of any of the Investment Agreement and the Transaction Documents.

      This opinion is specific to the transactions and the documents referred to herein and is based upon the facts known to us, the documents examined by us and the law as of the date hereof. This opinion may not be relied upon by you or your successors and assignees

                                             EXHIBIT G 2 - FORM OF LEGAL OPINION
                                                            INVESTMENT AGREEMENT

for any other purpose or relied upon by any other person (other than the participants) without our prior written consent.

      This opinion is specific to the transactions and the documents referred to herein and is based upon the facts known to us, the documents examined by us and the law as of the date hereof. This opinion may not be relied upon by you or your successors and assignees for any other purpose or relied upon by any other person (other than the participants) without our prior written consent.

Very truly yours,

PRIETO & CARRIZOSA S.A.

                                     BYLAWS

                  AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

                                                                        15-07-05
                                              EXHIBIT H- FORM OF RESTATED BYLAWS
                                                            INVESTMENT AGREEMENT

                                    CHAPTER I
          NAME, NATIONALITY, DOMICILE, PURPOSE AND TERM OF THE COMPANY

ARTICLE 1. NAME.- The Company shall be named AEROVIAS NACIONALES DE COLOMBIA S.A. but may do business under the name AVIANCA S.A. It is a commercial stock corporation incorporated under the laws of the Republic of Colombia.

ARTICLE 2. DOMICILE.- The Company's domicile shall be located in the city of Barranquilla, but it may establish branches, as per decision of the Board of Directors, and agencies and offices, as per decision of the President, within or outside the national territory. The branch managers shall be designated by the Board of Directors, who shall fix their powers and attributions, on case-by-case basis, and such powers and attributions shall be set forth in the relevant power-of-attorney. The agencies and offices managers shall be designated by the President, who shall fix their powers and attributions, on case-by-case basis, and such powers and attributions shall be set forth in the relevant power-of-attorney.

ARTICLE 3. CORPORATE PURPOSE.- The corporate purpose of the Company is:

The commercial exploitation of transportation services (i) air transportation in all of its branches, including every modality of post services, as well as commercial, technical and scientific applications of civil aviation; (ii) ground transportation, in all of its branches; (iii) maritime transportation, in all of its branches; and (iv) multimode transportation, everything in accordance with the laws then in force.

In the development of its corporate purpose the Company may carry the following acts and contracts:

a) The construction and administration of airports as well as of any other facilities necessary for air navigation;

b) The revision, maintenance and repair of aircrafts and ancillary ground vehicles;

c)    The purchase of fuel for such aircrafts and vehicles;

d)    The fostering of companies devoted to tourism activities;

e)    The participation in companies devoted to aviation insurance;

f) The acquisition and construction of real properties, as well as the alienation of any such properties it may no longer require;

g) The representation of corporate entities and individuals, whether national or foreign, devoted businesses to similar or identical to the company's;

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h)    The import, distribution, sale, manufacture, assembling and export of equipment, machinery, vehicles, spare-parts and raw materials when such elements are devoted to air or ground transportation, ancillary thereto or for the overhauling of such equipment;

i) To take in lease any real or movable assets as the company might require and give in lease any such properties it no longer needs;

j) To Enter into agreements, including partnerships, with any individuals or corporate entities devoted to do business similar or supplemental to the company's purpose. Likewise, it can make part of other companies, regardless of their nature and corporate purpose, including those devoted to the governance of third parties' businesses, through acquisition or subscription of shares, parts or corporate interests or making contributions of any sort, incorporate any other companies or merge therewith;

k) To take or give money in loan, with or without the guarantee of its own properties, pay, draw, bail, endorse, acquire, protest, cancel bills of exchange, checks, promissory notes or any other negotiable instruments, and in general, enter into commercial exchange agreements of any kind;

l) To enter into all kinds of business and transactions with banks and credit entities;

m) To enter into all kinds of agreements and contracts with private entities and the government, for the provision of post services;

n) To purchase, own and exploit any patents, trade names, trademarks, trade secrets, licenses or other industrial property rights, grant exploitation thereof to third parties and acquire licenses for such exploitation.

o) To grant real or personal bails to secure obligations in foreign or national currency undertaken by the company, its shareholders, and the companies where it might have an interest or any third party, provided it relies on the authorizations required in these Bylaws.

p) To invest its funds or availabilities in financial or movable securities such as titles issued by financial or public entities, mortgage bonds, securities, bonds and their negotiation, sale, exchange or encumbrance.

q) To purchase and sale, as well as to import and export any kind of properties, items or commodities inherent to its own business and its corporate purpose.

r) To take part in biddings and public and private contests or in direct contracting.

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s)    To promote scientific or technologic researches aimed to look for new and better applications in their field, whether directly or through specialized agencies, or donations or contributions to scientific, cultural or social development entities of the country.

t) In general, to enter into all acts and contracts as necessary for the full development of its purpose.

ARTICLE 4. DURATION.- The term of the company shall expire on June 30, 2050.

                                   CHAPTER II
               CAPITAL STOCK, SHARES, SHAREHOLDERS, REPRESENTATION

ARTICLE 5. AUTHORIZED CAPITAL-STOCK.- The authorized capital stock is the amount of [___________] million pesos (______________), divided into [______]
(__________) nominative shares with a par value of [______] pesos (_______) each represented in negotiable titles.

PARAGRAPH.- The shares may be common, privileged or with preferential dividend and no voting rights.

ARTICLE 6. SUBSCRIBED AND PAID-IN CAPITAL-STOCK.- the Company's subscribed and paid - in capital stock is the amount of [______] pesos (_______) equivalent to [______] (__________) shares with a par value of [______] pesos (_______) each, as shown in the corporate books and in the Registry of Shares

ARTICLE 7. CAPITAL-STOCK DECREASE OR INCREASE. - The Company may increase the corporate capital stock by any legal means or decrease the same in the events expressly authorized by law, and in the manner and terms therein provided.

ARTICLE 8. RIGHT OF FIRST REFUSAL IN THE ISSUANCE OF SHARES.- Authorized and non subscribed corporate shares, as well as any other shares arising from capital increases shall remain at the disposal of the Board of Directors. The Company's shareholders shall be entitled to the preferential subscription in every new issuance of shares, of a number of shares proportional to those held by them at the time when the relevant rules of issuance are approved. The Board of Directors is empowered to regulate the issuance, offering and placement of non-subscribed shares, subject to the relevant legal provisions. The rules for placement of non-subscribed shares shall include that the shareholders have thirty (30) days to exercise their right of first refusal set forth in this article and that, upon expiration of such term, the Company may offer to third parties the shares not initially subscribed by the shareholders to be subscribed within the following sixty (60) days. The subscription price offered to any third party may not be lower than the

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price initially offered to the shareholders, and the offer shall be made on terms and conditions substantially the same as those offered to the shareholders.

The rules for placement of preferential shares shall include the right of first refusal in favor of all shareholders, so that they can subscribe the same in proportion to the number of shares held by each on the date of the offer.

PARAGRAPH.- Notwithstanding the afore said, the General Meeting of Shareholders, with the affirmative vote of a plural number of shares representing no less than ninety five percent (95%) of the shares represented at the meeting may instruct the Board of Directors to regulate the placement of common shares or of shares with preferential dividend and no voting rights, without submission to the right of first refusal.

ARTICLE 9. NEGOTIABILITY OF THE SUBSCRIPTION RIGHT.- The right for subscription of shares shall only be negotiable as from the offer notice date. To that effect, it shall suffice if the owner indicates in writing to the company, the designation of the assignee or assignees. If upon expiration of the term set forth in the offer, the shareholder has not stated to the company his/her interest in taking the shares to which he/she might be entitled to, the company may freely dispose of them as from such date.

ARTICLE 10. RIGHTS OF THE SHAREHOLDERS.- Each common share shall grant the following rights to its owner: 1.- To participate in the deliberations of the General Meeting of Shareholders and vote thereat; 2.- To receive a proportional portion of the corporate benefits as shown on the year-end balance-sheets; 3.- To negotiate the shares subject to the law and these Bylaws; 4.- To freely inspect the corporate books and records, within fifteen (15) business days prior to the meetings of the General Meeting of Shareholders where the year-end balance-sheets are to be examined; 5.- To withdraw from the company, which right may only be exercised by dissenting or absent shareholders in accordance to article 77 of these Bylaws; and 6.- To receive, in the event of liquidation of the Company, a proportional portion of the corporate assets, following payment of the Company's external liabilities.

PARAGRAPH.- When a shareholder has not fully paid the price of the shares subscribed by him/her, he/she shall not be entitled to exercise the rights inherent thereto; to that effect, the company shall enter every payment made and the outstanding balances.

ARTICLE 11. ADDRESS OF THE SHAREHOLDERS.- The shareholders shall register, at the company's corporate offices, their domicile and home address or that of their legal representatives or attorneys, for the purposes of delivery of any communications as required, to such registered address. It is thus agreed that every communication delivered by the company to any shareholder or its representative to the address so registered, shall be deemed received by the shareholder and that any shareholders failing to meet this obligation to register may not present any claim against the company by reason of the non timely receipt of such communications.

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ARTICLE 12. TAXES.- The shareholders shall bear all taxes assessed or that might be assessed on the titles or share certificates and transfers thereof.

ARTICLE 13. SHARE CERTIFICATES.- Every person subscribing shares shall be delivered with share certificates evidencing their capacity as shareholder. Share certificates shall be nominative and issued in continued series, with the signature of the President and the Secretary General and the following shall be therein indicated: 1.- Full name of the person to whom these are issued; 2.- the corporate name, main business domicile, Notary, number and date of the incorporation deed 3.- The number of shares represented by each share certificate, their par value and the indication as to whether these are common or privileged; 4.- The conditions for exercise of the right of first refusal in their transfer, as the case may be; and 5.- The back-page of privileged share certificates shall set forth the rights inherent thereto.

PARAGRAPH.- Prior to the full shares release only provisional share certificates shall be issued with the same specifications as provided for definite share certificates. After full payment of the shares, all provisional certificates shall be changed for definite share certificates.

ARTICLE 14. REGISTRY OF SHARES.- The company shall keep a book named "Registry of Shares" where it shall be registered the name of the share owners and their nationality, the number and date of inscription of the relevant share certificate and the number of shares corresponding to each shareholder. Also, any precautionary measures, transfers, liens and other limitations on the shares, shall be therein entered.

ARTICLE 15. TRANSFER OF SHARES.- The Company shares are transferable in accordance to the law. Shares transfer may be as per the mere agreement of the parties, but such transfer shall produce effects with respect to the company and third parties, subject to a written order to that end signed by the transferor, therein indicating the number of shares transferred and the full name of the purchaser. The relevant share certificate or certificates shall be accompanied to enter the transaction on the Registry of Shares. The written order from the transferor may also be in the form of an endorsement on such certificates. The share certificates subject matter of transfer shall be cancelled prior to the notation, in order to then issue the new certificates in favor of the purchaser.

ARTICLE 16. PROHIBITION TO THE ADMINISTRATORS.- The corporate administrators shall not be entitled, by themselves or through others, to transfer or acquire shares in the Company, while they remain in the exercise of their offices, but when it refers to transactions other than speculation and with the authorization of the Board of Directors, granted with the affirmative vote of two third parts of its members, excluding the applicant; or of the General Assembly, with the affirmative vote of one half plus one of the shares represented at the meeting, excluding the applicant's.

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ARTICLE 17. TRANSFER OF UNRELEASED SHARES.- Unreleased shares are transferable in the same manner as released shares, but the assignor and any subsequent purchasers shall become joint and severally liable for any unpaid balance on their price.

ARTICLE 18. REACQUISITION OF SHARES.- The company may acquire its own shares as per decision of the General Meeting of Shareholders. This transaction shall be completed through funds taken from the net profits or the reserve created to that effect and provided such shares are fully paid-in. While such shares belong to the company, the rights inherent thereto remain pending. Transfer of reacquired shares shall be in the same manner indicated for the placement of shares in reserve.

ARTICLE 19. DETERIORATION OF SHARE CERTIFICATES.- In the event of deterioration of any share certificate, issuance of a duplicate shall require delivery of the original certificates by the shareholder, so that the Company may proceed to annul the same.

ARTICLE 20. LOSS OF SHARE CERTIFICATES.- In the event of loss of any share certificate or deterioration thereof, in a manner such that it may not be easily identifiable, or sufficiently proven to the Board of Directors' judgment, it shall be replace on account of its owner and shall bear a certificate therein indicating that it is a duplicate. The shareholder shall grant the guarantee and meet the formalities required by the Board of Directors. If the original share certificate lost reappears, its owner shall return the duplicate to the company so that the Board of Directors shall proceed to its destruction. So shall be evidenced on the minute of the corresponding meeting.

ARTICLE 21. THEFT OF SHARE CERTIFICATES.- In the event of theft or burglary of any share certificate, the company shall replace such certificate through delivery of a duplicate to the person registered on the Registry of Shares, proving such fact to the Board of Directors and, in any event, upon production to the Board of Directors of a true copy of the relevant criminal denouncement. The shareholder shall grant the guarantee and meet the formalities required by the Board of Directors. If the original share certificate lost reappears, its owner shall return the duplicate to the company so that the Board of Directors shall proceed to its destruction. So shall be evidenced on the minute of the corresponding meeting.

ARTICLE 22. ATTACHMENT OF SHARES.- Attachment of shares shall include every dividend or dividends as appropriate and may be limited to these only. In the latter case, such attachment shall become in force through written order of the Judge so that the company shall retain any relevant amounts and make them available thereto.

PARAGRAPH.- The attachment of shares shall become in force as per its entry on the Registry of Shares, through written order by the competent authority.

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ARTICLE 23. SHARES IN DISPUTE.- In the event of litigation as to the ownership of shares, the company shall keep the proceeds thereof in deposit of immediate availability bearing no interest, while the dispute is settled and the ownership of such proceeds ultimately determined. For the purposes of this article it is understood that there is a dispute when the Company has received a judicial notice to that end.

ARTICLE 24. AUCTION AND AWARD OF SHARES.- In any auctions and awards the entry of shares shall be made through production of the original title and a true copy of the relevant documents. The transfer of shares which ownership is in dispute, requires permit of the relevant judge; when it refers to attached shares, also an authorization from the plaintiff shall be required. No shares which registration on the Registry of Shares had been cancelled or prevented as per the order of a competent authority, can be transferred.

ARTICLE 25. PLEDGE AND USUFRUCT OF SHARES.- The pledge and usufruct of shares shall become in force as per entrance thereof on the Registry of Shares; the latter shall not grant the creditor any rights inherent to its capacity as shareholder, unless otherwise expressly agreed. Unless otherwise expressly agreed, the usufruct shall grant to the usufructuary all rights inherent to the capacity as shareholder, except the right to transfer or encumber the shares and their reimbursement in the event of liquidation. Both pledge and usufruct, should be preceded by a written order from the owner, therein evidencing all and any covenants concerning the rights afforded to the pledgee or the usufructuary.

ARTICLE 26. ANTICHRESIS OF SHARES.- Antichresis of shares shall become in force like the pledge and usufruct and shall only grant the creditor the right to attain profits as appropriate for such type of shares, in the form of dividend, unless otherwise agreed.

ARTICLE 27. INDIVISIBILITY OF SHARES.- Shares shall be indivisible, and consequently, whenever a given share belongs to more than one person due to any legal or conventional reason, they shall designate a common and sole representative to exercise the rights corresponding to such capacity as shareholder. However, compliance of any obligations to the company shall be a joint and several liability of the co-owners. Failing an agreement to designate the common representative, any of the interested parties may request the competent Judge to proceed with the designation of a representative for such shares. The executor with tenancy of properties shall represent the shares owned by the illiquid estate. If such executors are more than one, they shall designate one single representative, unless either one thereof is authorized by the Judge to that effect. Failing an executor, the person designated by the majority of votes of the heirs recognized under the process, shall carry the representation thereof.

ARTICLE 28. PROXIES.- The shareholders may cause their representation at meetings of the General Meeting of Shareholders through written proxy granted to individuals or corporate entities as deemed convenient and therein indicating the name of the attorney, the person on which such proxy may be substituted, as the case may be, the date or time of the

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meeting or meetings for which it is conferred. Such proxies may be delivered by fax to the company. Proxies granted abroad shall only require the formalities herein provided.

ARTICLE 29. PROHIBITIONS.- Except in the event of legal representation, the administrators and employees of the company may not represent at the General Meeting of Shareholders any shares other than their own, while they remain in the exercise of their office, nor substitute any proxies granted thereto. They may neither vote the balance-sheets, year-end accounts or liquidation accounts.

                                   CHAPTER III
                  MANAGEMENT AND ADMINISTRATION OF THE COMPANY

ARTICLE 30. BODIES.- The Company shall have the following bodies:

      a)    General Meeting of Shareholders;

      b)    Board of Directors;

      c)    President.

                                   CHAPTER IV
                         GENERAL MEETING OF SHAREHOLDERS

ARTICLE 31. CONFORMATION.- The General Meeting of Shareholders is composed by all shareholders registered on the Registry of Shares or their representatives or agents.

ARTICLE 32. PRESIDENT OF THE ASSEMBLY.- The General Meeting of Shareholders shall be chaired by the Company's President or, in his absence, by any member of the Board of Directors, or by the shareholder designated by the majority of the Assembly.

ARTICLE 33. TYPE OF MEETINGS.- Sessions of the General Assembly shall be ordinary and extraordinary and may be of non attending nature. The first shall be summoned within the first three (3) months of each year and shall be held at the corporate domicile on the day, time and place determined by the Board of Directors or the summoning party. Extraordinary meetings shall be held when the Company's unforeseen or urgent needs demand so. Nevertheless, the General Meeting of Shareholders may hold meetings without prior summon and anywhere, with the attendance of the totality of shares subscribed.

PARAGRAPH 1.- Provided so can be proven, there shall be a meeting of the General Meeting of Shareholders whenever the shareholders may deliberate and decide by any means of simultaneous or successive communication. In the latter case, succession of communications shall be immediate in accordance to the means used. In the event where

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the company is subject to inspection and surveillance of the Superintendency of
Corporations, use of such mechanism shall require mandatory attendance of a delegate thereof, whose presence must be requested at least eight (8) days in advance. On the contrary, if the company is not subject to such inspection and surveillance and after due use of the mechanism of non attending meetings, proof of the adoption of such resolutions shall be recorded on telefax messages therein showing the time, transmitter, message, magnetophonic recordings or similar mechanisms.

PARAGRAPH 2.- Any decisions by the General Meeting of Shareholders shall be valid when all of the shareholders state the sense of their vote in writing. In such case, the relevant majority shall be computed over the total subscribed shares. If the shareholders stated their vote in separate documents, these shall be received within the maximum term of one month, counted as from the first communication received. The company's legal representative shall inform the shareholders the sense of such decision, within five (5) days following receipt of the documents reflecting the sense of their vote.

ARTICLE 34. ORDINARY MEETINGS.- Each year, and no later than the last day of the month of March, the General Meeting of Shareholders shall ordinarily meet, subject to the prior summon made by the Board of Directors. Upon elapse of the month of March without the summoning to ordinary meeting, the Assembly shall meet as per its own right on the first business day of the month of April, at ten in the morning (10 a.m.) at the main business offices where the Company's administration operates. The administrators shall permit the shareholders or their representatives, the exercise of their right of inspection on the Company's books and records during fifteen (15) business days prior to the meeting.

In ordinary sessions the General Meeting of Shareholders shall address the issues concerning examination of year-end financial statements, projects for profits distribution, reports from the Company's administrators and the Fiscal Auditor, elections, and every other matter as ordered by law or the bylaws.

ARTICLE 35. SPECIAL MEETING.- The General Assembly may be summoned to extraordinary meetings as deemed convenient by the Board of Directors, the President or the Fiscal Auditor or upon request to either of the above by a number of shareholders representing at least twenty-five percent (25%) of the total number of subscribed shares or in every other event as provided in law.

The extraordinary meeting can not make decisions as to issues not included in the disclosed agenda, only after exhaustion of the latter and provided so is resolved by the Assembly itself with the affirmative vote of one half plus one of the shares represented at the meeting.

ARTICLE 36. NOTICE.- The summon to ordinary and extraordinary meetings where the corporate year-end financial statements are submitted to consideration, shall be at least fifteen (15) business days in advance, trough notice published in at least one (1) nationwide-circulation newspaper. The summon to every other meeting shall be given at

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least six (6) calendar days in advance and shall also be disclosed in the manner provided above. Such notices shall indicate the day, hour and place to hold the General Meeting of Shareholders, as well as the agenda, when the meeting is extraordinary, or, if not extraordinary, whenever it is pursued to decide on the transformation, merger or spin-off of the company, or as to the increase to its authorized capital-stock or the decrease of the subscribed capital-stock in the events where the Company's shares are listed in the National Registry of Securities and Intermediaries. Nevertheless, the Assembly can meet without prior notice and at any time, when the totality of subscribed shares are present.

ARTICLE 37. QUORUM TO DELIBERATE.- Deliberation quorum at ordinary or extraordinary meetings of the Assembly shall be every plural number of shareholders representing, at least, one half plus one of the subscribed shares. If the Assembly is summoned but it is not held due to lack of quorum, a new meeting shall be summoned to deliberate and validly decide with any plural number of present shareholders, whichever might be the number of shares represented thereat, except in the cases where a special decision majority is required. The new meeting shall take place not earlier than ten (10) business days nor later than thirty (30) business days counted as from the date fixed for the first meeting. The quorum and decision majority shall be determined in the same manner whenever the Assembly meets as per its own right.

ARTICLE 38. QUORUM DETERMINATION.- All shares represented at the Assembly shall be computed for the purposes of quorum. Any proxies granted for the first meeting, shall be deemed effective for any subsequent meetings arisen therefrom.

ARTICLE 39. ORDINARY DECISION MAJORITY.- Any decisions by the General Meeting of Shareholders, including unitary appointments shall be made by the majority of present votes, except when the law or these bylaws require any special majorities. Whenever it refers to the approval of balance-sheets, year-end accounts and liquidation accounts, the concerned decision shall be made through the majority of present votes, subject to the prior deduction of the votes corresponding to the Company's administrators or employees, who shall not be empowered to vote such acts.

ARTICLE 40. SPECIAL DECISION MAJORITY.- The following cases require special decision majorities, to wit:

a) The vote of a plural number de shareholders representing at least seventy-eight percent (78%) of the shares represented at the meeting shall be required when it refers to the distribution of a percentage lesser than fifty percent (50%) of the year net profits or the balance thereof, or whenever it refers to the decision of refraining from distributing any profits;

b) The vote of plural number of shareholders representing at least ninety five percent (95%) of the shares present at the meeting shall be required whenever it refers to the

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      decision of placing certain issue of shares without submission to the right of first refusal;

c) The vote of plural number of shareholders representing eighty percent (80%) of the shares represented at the meeting, shall be required whenever it refers to payment of dividends in released shares of the company; and

d) Voting of all shares present at the meeting shall be required whenever it refers to participation by shareholders of the company under spin-off in the corporate capital of the beneficiary company, in a manner different than the one they hold in the company so spun-off.

e) The vote of plural number of shareholders representing ninety five percent (95%) of the shares represented at the meeting, shall be required whenever it refers to the decision of amending the Bylaws of the Company.

ARTICLE 41. ELECTIONS.- Provided it refers to the election of two or more individuals to integrate the same board, commission or collegiate body, the system of electoral quotient shall apply. It shall be determined by dividing the total number of votes cast by the number of individuals to be elected. The scrutiny shall commence by the list that obtained the greater number of votes and so forth in descending order. As many names as number of times the quotient fits in the number of votes cast for a given list shall be selected therefrom and, if any offices remain to fill, these shall correspond to the highest residues scrutinized in even descending order. In the event of tie in such residues, the decision shall be made randomly. Blank votes shall only count to determine the electoral quotient. Individuals so elected may not be replaced in partial elections without proceeding to a new election by the system of electoral quotient, unless the vacancies are filled unanimously.

PARAGRAPH.- In the event where the vacancy occurs during the course of a given period, the election shall take place for the term remaining for its expiry.

ARTICLE 42. VOTING RIGHTS.- Each common share grants its owner the right to cast one vote, without any restriction whatsoever.

ARTICLE 43. BINDING DECISIONS.- Decisions by the General Assembly, taken in accordance to law and these Bylaws are binding upon all shareholders, even absent or dissenting shareholders.

ARTICLE 44. FUNCTIONS OF THE ASSEMBLY.- The General Meeting of Shareholders shall exercise the functions indicated below:

a)    Study and approve any amendments to the Bylaws;

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b)    Elect the three (3) principal members of the Board of together with their respective personal alternates and fix their remuneration, for two (2) year periods;

c) Elect the Fiscal Auditor together with his respective personal alternate and fix their remuneration, for two (2) year periods;

d) Freely elect and remove every officer whose designation might correspond thereto;

e) Examine, approve or disapprove the individual general financial state-ments, and consolidated financial statements, as the case may be, together with their notes and the opinion of the Fiscal Auditor, cut-off as of the end of each period. If the Assembly disapproves the financial statements, it shall designate a commission made-up by three of the attendants to examine the accounts and statements and to inform in their connection, prior to the final decision of the Assembly, which final decision shall be produced at the extraordinary meeting called to that effect;

f) Analyze, approve or disapprove the report of activities rendered by the administrators and the special report required in the event of conformation of a business group. If the Assembly fails to approve such reports or either thereof, it shall be proceeded as indicated above;

g)    Dispose of the profits pursuant to the law and the Bylaws;

h)    Dispose the creation of reserves, other than the legal reserves;

i)    Fix the amount of dividends, as well as the form and term to pay them;

j) Repeal or modify any issuance of shares prior to their placement or subscription and subject to the requirements provided in law or in the Bylaws for the purpose of their issuance;

k)    Adopt any measures as required for the company's interests;

l) Decide as to the merger, spin-off, transformation, reorganization, consolidation, dissolution or liquidation of the company or of any of its subsidiaries;

m) Decide as to institution by the company or any subsidiaries thereof of any creditors' proceedings or business restructuring, or any proceedings having similar effects;

n)    Decide as to any capital decreases;

o) Decide as to the issuance and placement of shares without submission to the right of first refusal;

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p)    Decide as to the issuance and placement of shares or certificates representing shares, as well as the grant of options or rights as might arise from the issuance and placement of shares or certificates representing shares;

q)    Create any occasional reserves;

r)    Decide as to the reacquisition of shares;

s) Decide as to the listing of shares or other securities in the National Registry of Securities and Intermediaries or in any stock exchange or on the cancellation of such listings;

t) Issue and place of any shares whether privileged, of preferential dividend and no voting rights;

u) Decide as to the issuance and placement of ordinary bonds or bonds of mandatory conversion into shares;

v)    Authorize securitization of the Company's assets;

w) Approve any agreement to create any guarantee, indemnity or bail with respect to the obligations or solvency of any third party or any similar obligation;

x) Authorize any transaction or series of related transactions causing or entailing capital expenditures exceeding ten million US Dollars (US $10.000.000) or their equivalent in Colombian pesos;

y) Authorize any transaction or series of related transactions causing the acquisition of shares or any other certificate representing capital stock, other than short-term investments within the ordinary course of the Company's business;

z) Authorize any transaction or series of transactions related to the sale, assignment, transfer, lease, or disposition of the Company's assets by any other means (or the agreement to enter into either of the above) for a total fair value exceeding ten million US Dollars (US $10.000.000) or their equivalent in Colombian pesos;

aa) Authorize any transaction or series of related transactions leading to the Company's indebtedness beyond ten million US Dollars (US $10.000.000) or their equivalent in Colombian pesos, or to encumbrance of any of the Company's assets to secure payment of obligations which amount might exceed ten million US Dollars (US $10.000.000) or their equivalent in Colombian pesos;

bb) Approve any material transaction of the company with any individual or corporate person (i) owner of more than five percent (5%) of its capital-stock or with affiliates

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      thereof, or (ii) any director, officer, agent, employee or partner of a person specified in (i) above, except those included under the ordinary course of business. Material shall mean the event where the accumulated amount of the concerned transaction within a twelve (12) month period exceeds one hundred thousand US Dollars (US $100.000); and

cc) Authorize the entering into any transaction outside the Company's ordinary course of business, that exceeds three million US Dollars (US $3,000,000) or their equivalent in Colombian pesos;

dd) Authorize the development of any line of business outside the Company's ordinary course of business, the voluntary amendment to any route or license, as well as the entering into, amendment modification or termination of any contract that might be material for the Company and not reasonably connected to its ordinary course of business.

ee) Approve the entering into and performance of any contract or other agreement with the Company's affiliates or with affiliates of the latter;

ff)   Approve any cash-flow projections and the Company's cash minimum balance

gg) Every other provided in law or the Bylaws, and those which do not correspond to any other corporate body.

ARTICLE 45. MINUTES.- The Company shall keep a duly registered book to include, in chronological order, the minutes corresponding to Assembly meetings. The Chairman of the Assembly and its Secretary shall sign the minutes. Such minutes shall be submitted to the approval of the Assembly or by a commission conformed by two shareholders attending the relevant meeting, whose names shall be selected by the Assembly. In such case the persons so designated shall also sign the minutes.

The Minutes shall be headed with their number and shall at least state the following: the place, date and hour of the meeting; the number of shares present thereat; the form and advance of the summon; the listing of attending parties indicating the number of shares they represent, whether their own or of others; the matters addressed; the decisions made and the number of votes cast in favor, against, or in blank; the designations made, and the date and hour of adjournment

PARAGRAPH.- In the event of non attending meetings or of decisions made by the General Meeting of Shareholders when all shareholders state the sense of their vote in writing, the corresponding minutes shall be drafted and subsequently entered on the relevant book within thirty (30) days following the date when the agreement is reached. The President and the Secretary General or the person designated as secretary ad-hoc shall sign the minutes.

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                                    CHAPTER V
                   THE BOARD OF DIRECTORS AND ITS ATTRIBUTIONS

ARTICLE 46. CONFORMATION.- The Company shall have a Board of Directors made-up by three (3) principal members, each thereof with a personal alternate, elected by the General Meeting of Shareholders.

PARAGRAPH.- Alternate directors shall replace the principal directors in their absolute or temporary absences and, consequently, they shall take part of the Board of Directors meetings when the respective principal member is unable to attend such meeting.

ARTICLE 47. TERM.- The members of the Board of Directors shall remain in their office for two (2) years, counted as from the date of their election, unless they are elected in partial meetings, in which case the designation shall be for the remaining of the period then in course. They may be indefinitely re-elected or freely removed by the Assembly. If the General Meeting of Shareholders fails to make the new election of directors, their mandate shall be deemed renewed until the new designation is made.

PARAGRAPH.- The Board of Directors will have a Chairman designated from among its members, who shall chair the Board meetings and meet every other duty as might correspond by reason of his office.

ARTICLE 48. MEETINGS.- The Board of Directors shall meet at least once every three (3) months or as many times as required in the company's interest and when summoned, at least six (6) calendar days in advance, by itself or by two of its directors acting as principals, the President or the Fiscal Auditor. The Board of Directors may deliberate and decide with the attendance and votes of the majority of its members.

PARAGRAPH 1.- Provided so can be proven, there shall be a meeting of the Board of Directors whenever all of its members can deliberate and decide by any means of simultaneous or successive communication. In the latter case, succession of communications shall be immediate in accordance to the means used. In the event where the company is subject to inspection and surveillance of the Superintendency of Corporations, use of such mechanism shall require mandatory attendance of a delegate thereof, whose presence must be requested at least eight (8) days in advance. On the contrary, if the company is not subject to such inspection and surveillance and after due use of the mechanism of non attending meetings, proof of the adoption of such resolutions shall be recorded on telefax messages therein showing the time, transmitter, message, magnetophonic recordings or similar mechanisms.

PARAGRAPH 2.- Any decisions by the Board of Directors shall be valid when all of its members state the sense of their vote in writing. In such case, the relevant majority shall be

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computed over the total subscribed members of the Board of Directors. If the
Board of Directors members stated their vote in separate documents, these shall be received within the maximum term of one month, counted as from the first communication received. The company's legal representative shall inform the members of the Board of Directors the sense of such decision, within five (5) days following receipt of the documents reflecting the sense of their vote.

ARTICLE 49. SPECIAL MAJORITIES.- The decisions below must be made unanimously by the Board of Directors members:

a) Authorize any transaction or series of related transactions leading to or entailing capital investments exceeding five million US Dollars (US $5.000.000) or their equivalent in Colombian pesos.

b) Authorize any transaction or series of transactions related to the sale, assignment, transfer, lease, or disposition of the Company's assets by any other means (or the agreement to enter into either of the above) for a total fair value exceeding five million US Dollars (US $5.000.000) or their equivalent in Colombian pesos.

c) Authorize any transaction or series of related transactions leading to the Company's indebtedness beyond five million US Dollars (US $5.000.000) or their equivalent in Colombian pesos, or to encumbrance of any of the Company's assets to secure payment of obligations which amount might exceed five million US Dollars (US $5.000.000) or their equivalent in Colombian pesos.

d) Determine the rules to be applied to any economic relation that may be established between the Company and its shareholders, and the Company and its administrators.

ARTICLE 49. FUNCTIONS.- The following are attributions of the Board of
Directors:

a)    Provide its own rules and issue any internal rules for the company;

b) Direct and control the company's affairs and delegate the functions it might deem convenient upon the President or upon any other employee;

c) Designate the Company's President and his alternate for two (2) year periods;

d) Create any Vice-presidencies as it might deem necessary for the proper development of the Company, assign their functions and fix their remuneration;

e) Create and promote any positions it might deem necessary, define their functions and fix their remuneration;

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f)    Designate the Company's Secretary who shall also be the Assembly's and
      Board of Directors' Secretary; fix his functions and remuneration;

g) Resolve as to the resignation and leaves of the company's officers whose designation corresponds thereto;

h) Advise the President whenever he requests so or when determined by the Bylaws;

i) Designate any advisors as it might deem convenient and direct, when deemed appropriate, formation of committees conformed by the number of members it might determine, to assist and advise the President in any special matters. Delegate upon such committees all and any attributions it might deem appropriate and which might correspond thereto, and fix their functions;

j) Determine any depreciation percentages, wear and tear and protection of assets, amortization of intangibles, and every other reserves as determined by law or the General Meeting of Shareholders;

k) Propose to the General Meeting of Shareholders, whenever it deems so convenient, the creation of special reserve funds for unforeseeable or for any other purpose, or the transfer or accretion of any special funds or funds previously created, or the incorporation thereof into the Losses and Profits account or their capitalization;

l) Within forty-five (45) calendar days following the closing date of the relevant fiscal year, the Board of Directors shall prepare annual audited individual financial statements, and audited consolidated financial statements, as the case may be, including the balance-sheet, statement of results and statement of cash- flow, setting forth comparative figures for the same previous period, together with the notes and annexes thereto prepared in accordance to the generally accepted accounting principles, applied on basis consistent with the previous period. Individual and consolidated financial statements, as the case may be, shall be audited within forty-five (45) days following the end of every fiscal year;

m) Propose to the General Meeting of Shareholders any amendments as it might deem convenient on the Bylaws and see for the strict compliance thereof;

n) Propose to the General Meeting of Shareholders the incorporation or merger into or with other companies, as well as the transformation or spin-off of the Company;

o) Authorize the President of the company to take or give money in loan, or to enter into acts and contracts whenever their value exceeds the equivalent of one million US Dollars (USD $1.000.000);

p)    Approve any business plans and new projects;

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q)    Determine for every fiscal year, the budget of investments, revenues and expenses, for which purpose the President of the Company shall submit the relevant project;

r) In the month of November every year, approve an annual budget. If no agreement is reached as to the annual budget, the last year's shall be indexed in accordance to the standards proper of the primary operation items (fuel price, worldwide and Colombian inflation factors, devaluation expectancy in Colombia);

s)    Approve the Company's indebtedness policies;

t) Approve the entering into agreements or contracts outside the Company's ordinary course of business;

u) Prepare the financial statements for the purposes of discussion thereof at the Board of Directors, within a term not exceeding twenty (20) calendar days, counted as from the last day of each month. These shall include the balance-sheet, the statement of results and cash flow prepared in accordance to the accounting principles generally accepted in Colombia, applied on basis consistent with the most recent Corporate financial statements and subject to adjustments of final audit;

v) Authorize any financial investments and the handling of treasury surpluses;

x) Designate Judicial Representatives and their alternates, who shall carry the representation of the Company in all judicial actions, whether of civil, commercial, administrative, penal, labor or police nature and, in general, in every other formalities of governmental, administrative and judicial nature where the Company might take part. Also, the Judicial Representatives may act on behalf of the Company in any extra-judicial cases as defined by the Board of Directors to that effect. The designation of the Judicial Representatives shall be recorded with the Chamber of Commerce;

y) Designate the Company's internal auditor from the candidates nominated to that effect by the General Meeting of Shareholders;

z) Establish any branches of the Company within or outside the national territory and designate, on case-by-case basis, the administrators thereof, setting forth their powers and attributions, and

aa)   Resolve any doubts arisen in the application of these Bylaws.

PARAGRAPH 1.- In any event, the Board of Directors shall have sufficient attributions to instruct the performance or entering into any act or business comprised under the corporate

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purpose and to make any decisions as necessary to allow the company the achievement of its purposes.

PARAGRAPH 2.- The Board of Directors may delegate upon the President, whenever it deems so convenient, for special cases, or for limited time, one or more of the functions entrusted under this article, provided their nature allows such delegation.

ARTICLE 51. MINUTES.- The actions and matters addressed at the meetings of the Board of Directors shall be recorded in the Book of Minutes that, after approval thereof, shall be signed by the Chairman of the meeting and its Secretary. The minutes shall be headed with their number and shall at least indicate the place, date and hour of the meeting, the number of attending members and their capacity as principals or alternates, the matters therein addressed, the decisions made and the number of votes cast in favor, against, or in blank, with the legal exceptions, the written certificates produced by the attendants, the designations made, and the date and hour of adjournment.

PARAGRAPH.- In the event of non attending meetings or of decisions made by the Board of Directors when all members state the sense of their vote in writing, the corresponding minutes shall be drafted and subsequently entered on the relevant book within thirty (30) days following the date when the agreement is reached. The President and the Secretary General or the person designated as secretary ad-hoc shall sign the minutes.

                                   CHAPTER VI
                            PRESIDENT OF THE COMPANY

ARTICLE 52. PRESIDENT. - The Company shall have a President, who shall be responsible for the management and conduction of the corporate affairs, subject to law, these Bylaws and the rules and resolutions of the General Meeting of Shareholders and the Board of Directors. The President shall have two (2) alternates, to replace him in his absolute, temporary or accidental absences.

ARTICLE 53. DESIGNATION AND TERM.- The President and his alternates shall be designated by the Board of Directors. Their term shall be of two (2) years counted as from their election, but may be indefinitely reelected or freely removed prior to the expiration thereof. Whenever the Board of Directors fails to elect the President or his alternates in due time, the former shall remain in their offices until the new designation is made.

ARTICLE 54. REGISTRATION.- Designation of the President and his alternates shall be recorded on the mercantile registry of the Chamber of Commerce of the corporate domicile, based on a true copy of the relevant excerpts of the minutes evidencing such designations. Following the above registration, the persons appointed remain in their capacity while no new designations are made.

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ARTICLE 55. POWERS.- The following are special functions of the President:

a) Judicial and extra-judicial representation of the company as corporate entity, without prejudice of the designation made by the Board of Directors of any of the judicial legal representatives referred to in article 49 letter x) of these Bylaws.

b) Perform and cause the performance of agreements and resolutions by the General Meeting of Shareholders and the Board of Directors;

c) Perform any acts and enter into contracts aimed towards the achievement of the company's purposes, give or take money in loan and enter into acts or contracts in an amount not exceeding one million US Dollars (USD $1.000.000). If the above exceed the indicated amount, these shall be submitted to the previous authorization of the Board of Directors. The Company shall not be bound by any acts or contracts by the President entered in breach of the provision herein contained; any other transaction in excess of the cited amount shall require the authorization of the Board of Directors;

d) Freely designate and remove all and any executives and employees of the company, whose designation is not the responsibility of the General Assembly or of the Board of Directors;

e)    See for the company's officers due compliance of their duties;

f) Constitute any special attorneys as deemed necessary for the representation of the company and to delegate the powers it might deem appropriate;

g)    See for the collection and investment of the company's funds;

h) Timely submit to consideration of the Board of Directors, the budget of investments, revenues and expenses as required by the company;

i) In due time, submit to consideration of the Board of Directors the financial statements of general purpose, individual and consolidated, as the case may be, together with their notes, and cut-off by the end of the relevant fiscal year, together with the documents provided by law, as well as submission of the report of activities and the special report upon occurrence of the situation of business group, all of which shall take place at the General Meeting of Shareholders;

j) Within the month following the date of removal of their position and when required by the competent corporate body, as well as the remaining administrators, submission of financial statements as pertinent, to gether with the report of activities;

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k)    Create agencies and offices of the Company within or outside the national territory and designate - on case-by-case basis - the administrators thereof, their powers and attributions, and

l) Meet every other duties set forth in the Company's rules and as might correspond by reason of his office.

                                   CHAPTER VII
                                 FISCAL AUDITOR

ARTICLE 56. PRINCIPAL AND ALTERNATE.- There shall be a Fiscal Auditor with one
(1) or two (2) alternates to replace him in his absolute or temporary absences. Also, any corporate entity may be designated as Fiscal Auditor, which firm shall in turn designate one principal fiscal auditor and one (1) or two (2) alternates, to act in lieu thereof.

ARTICLE 57. DESIGNATION AND TERM.- The Fiscal Auditor and his alternate shall be public accountants and be elected by the General Meeting of Shareholders for two
(2) year periods. They may be indefinitely reelected or freely removed prior to the expiration of their office.

ARTICLE 58. INCOMPATIBILITIES.- The following may not be Fiscal Auditor:

1. Any shareholder of the company or of any of its subordinates, nor, in the latter, any shareholder or individual acting in a position other than Fiscal Auditor of the parent company;

2. Any individual linked by marriage or family relationship within the fourth (4th) blood degree, first (1st) civil degree or second (2nd) affinity degree or who might be a co-partner of the administrators or directors, the Contralor, Treasurer, Cashier, Auditor or Accountant of the company.

3. Any individual designated as Fiscal Auditor, may not perform in the same company or in its affiliates or subsidiaries, any other position during the relevant period.

ARTICLE 59. PARTICIPATION AT THE ASSEMBLY AND BOARD OF DIRECTORS.- The Fiscal Auditor shall be empowered to participate, with voice but no vote, in any deliberations of the company's General Meeting of Shareholders and Board of Directors. Also, it shall be entitled to inspect at any time the accounting books, minute books, correspondence, vouchers of account and every other records of the company.

ARTICLE 60. PROFESSIONAL RESERVE. - The Fiscal Auditor shall keep absolute reserve as to the acts or facts he may be aware of in the exercise of his functions and shall only disclose or denounce the same in the manner and in the cases provided by law.

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ARTICLE 61. FUNCTIONS.- The following are functions of the Fiscal Auditor:

1. Verify that any transactions entered or performed on account of the company shall be in conformity with the Bylaws, the decisions by the General Assembly, the Board of Directors and the President;

2. Timely report to the Assembly, the Board of Directors or the President, as the case may be, about any irregularities occurred in the functioning of the company and in the development of its businesses.

3. Cooperate with any governmental entities performing inspection and surveillance on the company, and render any reports as appropriate or as might be requested;

4. See for the regular keeping of the company's accounting and minutes of the Assembly and Board of Directors meetings and for the due preservation of the company's correspondence and vouchers of account, providing any instructions necessary to that effect.

5. Carry the continued inspection of the company's properties and procuring the timely adoption of preservation or security measures thereon and on any other properties it might have in custody or at any other title.

6. Give instructions, carry inspections and request reports as necessary to establish permanent control on the corporate assets.

7. Authorize with his signature any of the financial statements prepared, together with the relevant opinion or report, which documents shall state everything as provided by the legal provisions and, particularly,

      a) Whether or not he has obtained the information necessary to carry his functions;

      b) Whether or not the revision has followed the procedures advised by the accounting supervision techniques;

      c) Whether or not in his opinion the accounting is kept pursuant to the legal provisions and accounting techniques and whether any transactions recorded are in conformity with the Bylaws and the decisions made by the Assembly or the Board of Directors, as the case may be;

      d) Whether or not the financial statements have been truly taken from the books, and whether - in his opinion - these truly reflect in accordance to the generally accepted accounting rules, the financial condition of the company upon expiry of the

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            concerned period, and whether these reflect the result of its transactions in the said period;

      e) Any reserves or doubts he might have as to the truthfulness of the financial statements; and

      f) Whenever the financial statements are submitted jointly with the reports of the administrators, the Fiscal Auditor shall include his opinion as to whether these are duly consistent.

8. Summon the Assembly to special meetings, whenever he might deem so necessary,

9.    Render an annual report to the Assembly therein stating:

      a) Whether the acts of the company's administrators are in conformity with the Bylaws and the orders or instructions of the Assembly;

      b) Whether the correspondence, vouchers of account and books of minutes and registry of shares are duly kept and preserved, and

      c) Whether there are any adequate internal control measures for preservation and custody of the company's properties and/or properties of any third parties held in the possession of the company:

10. Meet every other attribution set forth in law and these Bylaws and any others which, being compatible with the foregoing, might be entrusted by the General Meeting of Shareholders.

ARTICLE 62. MINUTES SIGNATURE.- The Fiscal Auditor shall sign the minutes of the General Meeting of Shareholders and of Board of Directors, in the events provided by law and the Bylaws.

ARTICLE 63. LIABILITY.- The Fiscal Auditor shall be liable for any damages caused to the company, its associates or any third parties, due to negligence or fraud in the performance of his functions.

                                  CHAPTER VIII
                                    SECRETARY

ARTICLE 64. DESIGNATION AND FUNCTIONS.- The company shall have one Secretary who shall be freely removed and designated by the Board of Directors. The Secretary shall also be the secretary of the General Meeting of Shareholders, and of the Board of Directors; and shall prepare the minutes of one and other meetings and shall keep

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the relevant books. Further, he shall have the functions provided in the Bylaws, the duties assigned by the General Meeting of Shareholders, the Board of Directors and the President. His/her remuneration shall be fixed by the Board of Directors.

                                   CHAPTER IX
             FINANCIAL STATEMENTS, RESERVES AND PROFITS DISTRIBUTION

ARTICLE 65. FINANCIAL STATEMENTS AND INSPECTION RIGHTS.- Upon termination of each fiscal year and at least once a year, on December 31, the company shall cut-off its accounts and prepare and disclose the financial statements of general purpose, individual, and consolidated, as the case may be. Such financial statements, books and every other items supporting the year reports, and the year reports themselves, shall be placed at the corporate offices at least fifteen (15) business days in advance to the sate fixed for the Assembly meeting, to allow examination thereof by the shareholders.

The shareholders may exercise the inspection rights on the books and records of the company, in the terms provided by law, at the corporate offices of its main business domicile. In no event such right shall be extensive to documents concerning industrial secrets or whenever it refers to data that, if disclosed, might be used in detriment of the company.

ARTICLE 66. SUBMISSION AND ANNEXES TO THE FINANCIAL STATEMENTS.- The administrators shall submit to the General Meeting of Shareholders for approval or disapproval, the year financial statements accompanied by every document referred to in article 446 of the Commercial Code.

ARTICLE 67. DISCLOSURE OF FINANCIAL STATEMENTS.- Within the month following the date of their approval, a copy of the financial statements of general purpose, together with their notes and the corresponding opinion, shall be deposited with the Chamber of Commerce of the corporate domicile.

ARTICLE 68. LEGAL RESERVE. - From the year net profits, the company shall annually appropriate ten percent (10%) to form the company's legal reserve, until completing at least fifty percent (50%) of the subscribed capital-stock.

ARTICLE 69. OCCASIONAL RESERVES.- The General Meeting of Shareholders may create or increase any occasional reserves, provided these are of special destination and subject to the legal provisions and these Bylaws.

ARTICLE 70. DEPRECIATIONS.- The amounts indicated by the Board of Directors in accordance to the legal provisions and the administrative techniques, shall be devoted to depreciations.

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ARTICLE 71. LOSSES.- Losses shall be covered with the reserves specially devoted to that effect, and failing these, with the legal reserve. Any reserves which finality is to cover certain losses shall not be used to cover any others, unless so is determined by the General Meeting of Shareholders. If the legal reserve is insufficient to cover any capital deficit, any subsequent year's corporate benefits shall be applied to that effect.

ARTICLE 72. DIVIDENDS.- Following the reserves referred to above, as well as the allocation for tax payment, it shall be proceeded to distribute at least fifty percent (50%) of the net profits as dividend, or the balance thereof if need is to cover any losses from previous years. However, if the amount of any legal, statutory and occasional reserves exceeds one hundred percent (100%) of the subscribed capital-stock, the percentage to be distributed by the Company shall be seventy percent (70%) at least. Nevertheless, the General Meeting of Shareholders, with the affirmative vote of seventy-eight percent (78%) of the shares represented thereat, may dispose that the distribution of profits shall be in a lesser percentage or that no distribution shall be made. Failing the above cited majority, it shall be proceeded to distribute at least fifty percent (50%) of the net profits or the balance thereof, if need is to cover any losses from previous years.

ARTICLE 73. PAYMENT OF DIVIDENDS.- Payment of dividends shall be proportional to the number of shares subscribed and shall be paid in cash at the time accorded by the General Meeting of Shareholders, unless the voting of at least eighty percent (80%) of the shares represented thereat determines to cover such dividends in the form of released shares of the Company. Payment of dividends shall be made to the shareholders by the time when each such payment is enforceable or to the party entitled thereto in accordance to the regulations in force in the event where the company's shares are listed in a stock exchange. Fractions not divisible in practice, shall not be distributed.

ARTICLE 74. UNCLAIMED DIVIDENDS.- The Company shall not pay any interest on dividends not claimed in due time, which dividends shall remain in cash available to the order of their owners.

                                    CHAPTER X
            MERGER, SPIN-OFF, TRANSFORMATION AND RIGHT OF WITHDRAWAL

ARTICLE 75. MERGER.- The merger of the Company shall take place in the event of its dissolution with no liquidation to be absorbed by other or to create a new one, which actions shall be implemented in furtherance of articles 172 et. seq. of the Commercial Code.

ARTICLE 76. SPIN-OFF.- There shall be a corporate spin-off whenever: (i) the company without dissolution, transfers in block one or more portions of its patrimony to one or more existing companies or devotes these to the creation of one or more companies, or (ii) the company is dissolved without liquidation by dividing its patrimony into two or more

PC-35792                                                                      26

                                                                        15-07-05
                                              EXHIBIT H- FORM OF RESTATED BYLAWS
                                                            INVESTMENT AGREEMENT

portions, that are transferred to various existing companies or that are devoted to the creation of new companies.

ARTICLE 77. RIGHT OF WITHDRAWAL.- Whenever the transformation, merger or spin-off of the Company imposes the shareholders with a greater responsibility or entails an impairment of their patrimonial rights, as well as in the event where the company trades its shares in the public market of securities and the listing thereof is cancelled voluntarily, any absent or dissenting shareholders shall be entitled to withdraw from the company. Such right may be exercised by absent or dissenting shareholders in accordance to articles 12 et. seq. of Law 222 of 1995 and any regulations modifying or supplementing these.

ARTICLE 78. PUBLICITY.- The spin-off or merger project or the basis for transformation shall remain available to the shareholders at the offices where the company's management operates at its main business domicile, at least fifteen (15) business days in advance to the meeting where the relevant proposal is to be analyzed. The summon notice to such meeting shall be include in its agenda the item concerning spin-off, merger, transformation or cancellation of the inscription and shall expressly indicate the possibility for the shareholders to exercise the right of withdrawal.

                                   CHAPTER XI
                           DISSOLUTION OR LIQUIDATION

ARTICLE 79. EVENTS OF DISSOLUTION.- The Company shall be dissolved:

1. Upon expiration of the duration term provided in these Bylaws, if not validly extended prior to its expiration. In this case, the dissolution of the company shall take place as from such date, without need of any special formalities;

2. Due to impossibility to develop the corporate purpose or upon termination thereof or due to extinction of the properties which exploitation is connected to its corporate purpose;

3. Upon the voluntary dissolution accorded by the General Meeting of Shareholders;

4.    Upon reduction of the number of shareholders to less than five (5);

5. Upon occurrence of losses reducing its net worth below fifty percent (50%) of the subscribed capital-stock, unless the General Meeting of Shareholders, within six (6) months following the date where such losses are completed, instructs the adoption of measures aimed to restore the net worth above fifty percent (50%) of the subscribed capital-stock;

PC-35792                                                                      27

                                                                        15-07-05
                                              EXHIBIT H- FORM OF RESTATED BYLAWS
                                                            INVESTMENT AGREEMENT

6. Upon the sale of all corporate assets in conformity with these Bylaws and as accorded by the General Meeting of Shareholders;

7. When ninety-five percent (95%) or more of the subscribed shares belongs to one single shareholder;

8. Upon decision of the competent authority in the events expressly provided in law; and

9.    Due to the remaining reasons provided in law.

PARAGRAPH.- In the event of occurrence of the event provided in number fifth
(5th) of this article, the administrators shall refrain from commencing new operations and shall promptly summon the General Assembly to inform and report the said situation in full.

ARTICLE 80. LIQUIDATION.- In the event of dissolution of the company, it shall be proceeded to its liquidation or distribution of properties in accordance to law. Consequently, it shall not be entitled to pursue new operations in the development of its objectives and shall preserve the legal capacity only for the acts inherent to the prompt liquidation of the company. The company's corporate name shall be added with the expression "in liquidation".

ARTICLE 81. LIQUIDATOR.- The individual designated by the General Meeting of Shareholders with the majority provided in these Bylaws shall carry the liquidation. If the Assembly fails to designate the liquidator, the individual acting as President of the Company by the time of its dissolution, shall act as such. In the exercise of his functions, the liquidator shall be bound to meet the legal and regulatory provisions then in force. During the liquidation the Board of Directors shall act as Advisory Board.

ARTICLE 82. FUNCTIONING OF THE ASSEMBLY.- During the liquidation period the General Meeting of Shareholders shall session in ordinary and extraordinary meetings in the manner provided in its Bylaws and shall have all functions compatible with the status of liquidation, such as the free designation and removal of the liquidator and his alternates, the approval of final accounts and minute of distribution.

ARTICLE 83. STATEMENTS OF LIQUIDATION.- The liquidator shall submit the statements of liquidation to the General Meeting of Shareholders, together with a reasoned report on its development, a general balance-sheet and a detailed inventory. These documents shall be available to the shareholders during the term of the call to the Assembly.

ARTICLE 84. APPROVAL OF THE ADMINISTRATOR'S ACCOUNTS.- Any individual administering the Company's properties who might be designated as liquidator, shall not exercise his office without the previous approval of the accounts of his activities by the General Meeting of Shareholders. If upon elapse of thirty
(30) days following the

PC-35792                                                                      28

                                                                        15-07-05
                                              EXHIBIT H- FORM OF RESTATED BYLAWS
                                                            INVESTMENT AGREEMENT

date when the liquidator was designated, no such accounts have been approved, it shall be proceeded to designate a new liquidator.

ARTICLE 85. INVENTORY OF THE CORPORATE PATRIMONY.- The liquidators shall request from the competent authority, within the month following the date where the company is dissolved, approval to the inventory of the corporate patrimony. Such inventory shall additionally include a detailed listing of the various corporate assets, the company's liabilities, therein specifying their preference or legal order for payment thereof, including those that might eventually affect its patrimony.

ARTICLE 86. NOTICE OF LIQUIDATION.- Upon dissolution of the company, the liquidators shall notify the status of liquidation in a newspaper of regular circulation in the corporate domicile, and fixed on a visible spot of the company's offices and commercial establishments.

ARTICLE 87. FUNCTIONS OF THE LIQUIDATOR.- The liquidators shall also:

1. Continue and conclude the corporate transactions pending by the time of dissolution;

2. Demand the rendering of accounts concerning the activities by the former administrators or from any other party, which might have handled the company's interests, provided such accounts have not been approved in accordance to law or these Bylaws.

3.    Collect any active credits of the company.

4. Procure restitution of the corporate assets that might be held in the possession of the shareholders or of any third parties, insofar as their delivery is enforceable, as well as to restitute any items which are not the ownership of the company;

5. Sell the corporate assets, whichever these might be, except those which as per the express decision of the Assembly, should be distributed in kind;

6. Keep and guard the company's books and correspondence and see for the integrity of its patrimony;

7.    Settle and cancel any accounts of third parties or of the shareholders;
      and

8. Render accounts or submit statements of liquidation, when deemed convenient or when required by the General Meeting of Shareholders.

ARTICLE 88. SUBMISSION TO THE LEGAL PROVISIONS.- As to the development and term of the liquidation, the liquidator or liquidators shall be subject to the legal provisions in force by the time of the liquidation.

PC-35792                                                                      29

                                                                        15-07-05
                                             EXHIBIT H - FORM OF RESTATED BYLAWS
                                                            INVESTMENT AGREEMENT

ARTICLE 89. FINAL ACCOUNT AND MINUTE OF DISTRIBUTION.- Upon approval of the final account of liquidation, the shareholders shall be delivered to their entitlement and, if there are any absent shareholders or if there are too many, the liquidators shall summon them through notice to be published for at least three (3) times, with intervals of eight (8) days, in a newspaper circulating in the place of the corporate domicile. Following the foregoing summon notice and after ten (10) days have elapsed after the latest publication, the liquidators shall deliver to the Provincial Board of Welfare of the place of the corporate domicile, and, failing the latter, to the Board operating in the nearest the place, the properties corresponding to any shareholders who failed to appear to claim the same. Such shareholders shall only be entitled to claim delivery thereof within one year thereafter. Upon elapse of such deadline, the properties shall pass to become the ownership of the welfare entity, for which purpose the liquidator shall deliver every document of transfer, as appropriate.

                                   CHAPTER XI
                                 MISCELLANEOUS

ARTICLE 90. ARBITRATION.- Any disputes arisen at any time, even during the liquidation period, between the shareholders or between one or more thereof and the Company on occasion of the partnership agreement, shall be settled by three
(3) arbitrators designated by mutual agreement of the parties, whose arbitrators shall be Colombian citizens, registered attorneys-at-law and whose decisions shall be rendered at law. Designation of the arbitrators shall be made within thirty (30) days following the date when either of the parties informs the other in writing about the issues subject matter of arbitration. The tribunal shall function in the city of Bogota D.C. and shall be conducted by the Chamber of Commerce de Bogota. Anything not provided herein shall be governed by the regulations contained in the Commercial Code.

ARTICLE 91. AMENDMENTS TO THE BYLAWS AND FORMALIZATION THEREOF.- Any amendment to the Bylaws shall be approved by the General Meeting of Shareholders with the quorum provided in these Bylaws. The President shall be responsible for compliance with the relevant formalities.

ARTICLE 92. SHAREHOLDERS' AGREEMENTS.- Two or more shareholders not being administrators of the company, may enter into agreements whereby they undertake to vote in identical or given sense at meetings of the General Meeting of Shareholders. Such agreement may include the provision allowing one or more thereof or any third party, to carry their representation at the meeting or meetings of the General Meeting of Shareholders This provision shall produce effects with respect to the company provided the concerned agreement is in writing and delivered to the representative legal for filing thereof at the company's administrative offices. Other than that, neither the company nor the remaining shareholders, shall be liable for the default to the terms of the agreement.

PC-35792                                                                      30

                                                                        15-07-05
                                            EXHIBIT H - FORM OF RESTATED BY LAWS
                                                            INVESTMENT AGREEMENT

PC-35792                                                                      31

                                                        EXHIBIT I - FORM OF NOTE
                                                            INVESTMENT AGREEMENT

             PROMISSORY NOTE                                                     PAGARE
             ---------------                                                     ------
Promissory Note Ndegrees 01                                   Pagare Ndegrees 01
Date of issuance: [closing date]                                Fecha de Emision: [closing date]
Principal: USD $5.000.000                                       Capital: USD $5.000.000
Maturity Date: [2 years from closing date]                      Fecha de Vencimiento: [2 years from closing date]

The undersigned, [Synergy Group entity]                         La suscrita, [Synergy Group entity] (el
(the "Debtor"), a company duly                                  "Deudor"), una sociedad debidamente
incorporated and existing under the laws                        constituida y existente de conformidad
of [country] represented by [please                             con las leyes de [country], representada
complete] acting in his capacity as                             por [please complete] en su calidad de
Legal Representative, hereby                                    Representante Legal, por el presente se
unconditionally promises to pay to the                          obliga incondicionalmente a pagar a la
order of Federacion Nacional de                                 orden de Federacion Nacional de
Cafeteros (the "Note Holder"), a private                        Cafeteros (el "Tenedor"), persona
non-profit legal entity, with domicile                          juridica de derecho privado, sin animo
in Bogota D.C., organized under the laws                        de lucro, con domicilio en Bogota, D.C.,
of Colombia, formed by Executive                                organizada bajo las leyes de la
Resolution Ndegrees 033 of September                          Republica de Colombia, con personeria
2nd, 1927 issued by the Colombian                               juridica reconocida mediante Resolucion
National Government and published in the                        Ejecutiva No.33 del 2 de septiembre de
Diario Oficial Ndegrees 20894 of 1928,                        1927 emanada del Gobierno Nacional, en
with offices located at Calle 73                                las oficinas del Tenedor localizadas en
N(degree) 8 - 13, Bogota D.C., Colombia                         Calle 73 Ndegrees 8 - 13, Bogota D.C.,
or to the bank account of the Note                              Colombia o al banco que especifique el
Holder specified by the Note Holder to                          Tenedor al Deudor por escrito, en la
the Debtor in writing, on the Maturity                          Fecha de Vencimiento establecida en el
Date set forth herein, the equivalent in                        presente, el equivalente en pesos
colombian pesos of the Principal amount                         colombianos del Capital establecido
set forth herein. The Debtor further                            igualmente en el presente. Asi mismo el
agrees to pay to the Note Holder at its                         Deudor se obliga a pagar al Tenedor en
offices located Calle 73 N(degree) 8 -                          las oficinas de este ubicadas en Calle
13, Bogota D.C., Colombia or to the bank                        73 Ndegrees 8 - 13, Bogota D.C.,
account of the Note Holder specified by                         Colombia o al banco que especifique el
the Note Holder to the Debtor in                                Tenedor al Deudor por escrito: (i) en
writing: (i) in the event of default in                         caso de mora en el pago del Capital y
the payment of the Principal, during all                        durante todo el tiempo que dure la misma
times such payment is in default and                            hasta el pago total del Capital, la tasa
until such payment is made in full, the                         de mora maxima permitida en la Republica
maximum default interest rate permitted                         de Colombia (lo s "Intereses de Mora");
under the laws of the Republic of                               y (ii) todas las sumas relacionadas con
Colombia (the "Default Interests"); and                         la cobranza pre-judicial y judicial del
(ii) any and all amounts related to the                         Capital y los Intereses de Mora.
pre-judicial or judicial collection of
the Principal and or Default Interests.

                                                                En caso de prorroga, novacion o


PC-33244                                                                       1

                                                        EXHIBIT I - FORM OF NOTE
                                                            INVESTMENT AGREEMENT

In the event of an extension of terms,                  modificacion de las obligaciones
substitution or modification of the                     contenidas en el presente pagare, el
obligations contained herein, the Debtor                Deudor desde ahora acepta expresamente
hereby accepts that any and all                         que continuaran vigentes todas y cada
guaranties, whether personal or                         una de las garantias reales o personales
otherwise, granted to cover the                         que amparen las obligaciones adeudadas
obligations of the Debtor under this                    por el Deudor conforme a este pagare.
promissory note, will continue to be                    Por lo tanto, el Deudor acepta que
valid and enforceable. Therefore, the                   dichas garantias se entenderan ampliadas
Debtor hereby accepts that such                         a las nuevas obligaciones que surgieren,
guaranties will be extended to the new                  conforme a lo previsto en el articulo
existing obligations in accordance to                   1708 del Codigo Civil Colombiano.
the provisions of article 1708 of the
Colombian Civil Code.

As provided herein, the Debtor shall                    De conformidad con lo dispuesto en el
assume the stamp tax that might be                      presente, el Deudor asumira el impuesto
caused by the issuing of this Promissory                de timbre que se pueda causar por la
Note. Furthermore, the Debtor authorizes                expedicion de este Pagare.
the Note Holder to pay such stamp tax                   Adicionalmente, el Deudor autoriza al
and further unconditionally agrees to                   Tenedor para pagar dicho impuesto de
reimburse the Note Holder any and all                   timbre en el evento en que se cause y se
amounts paid by the Note Holder in that                 obliga a reeembolsar al Tenedor
connection.                                             cualquiera y todas las sumas pagadas por
                                                        este ultimo en relacion con tal
                                                        impuesto.

The undersigned acting in behalf of the                 Quien suscribe el presente pagare en
Debtor hereby represents and warrants                   representacion del Deudor declara y
that (i) he acts as Legal Representative                garantiza que (i) actua como
of the Debtor; (ii) he has full power                   Representante Legal del Deudor; (ii) que
and capacity to issue this promissory                   tiene autoridad y autorizacion
note and (iii) he waives presentment,                   suficiente para suscribir el presente
demand, protest and all other notices of                pagare y (iii) excusa al Tenedor de
any kind in connection with the                         cualquier presentacion para el cobro o
collection or payment of this promissory                el pago del presente pagare asi como su
note.                                                   protesto.

This promissory note constitutes a                      El presente pagare constituye un titulo
negotiable instrument in the Republic of                valor en la Republica de Colombia. En
Colombia. In case of contradiction                      caso de contradiccion entre lo dispuesto
between the English version and the                     aqui en idioma ingles y en idioma
Spanish version of this promissory note,                espanol, prevalecera lo dispuesto en
the Spanish version shall prevail. Any                  idioma espanol. Las palabras que
word beginning with a capital letter                    comiencen con mayuscula corresponderan a
shall correspond to the term included in                los terminos incluidos en el encabezado
the heading of this promissory note.                    del presente pagare.

[Maritima and/or the Investor], a                       Suscribe este pagare en calidad de
company duly incorporated and existing                  avalista del Deudor la sociedad
under the                                               [Maritima and/or the Investor], sociedad
                                                        debidamente y existente

PC-33244                                                                       2

                                                        EXHIBIT I - FORM OF NOTE
                                                            INVESTMENT AGREEMENT

laws of [country] represented by [please                de conformidad con las leyes de
complete] acting in his capacity as                     [country], representada por [please
Legal Representative, executes this                     complete] en su calidad de Representante
Promissory Note as joint and several                    Legal, representada en este acto por
obligor with the Debtor of the                          [please complete], obrando en su calidad
obligations hereunder. [Maritima and/or                 de Representante Legal. [Maritima and/or
the Investor] guarantees the full                       the Investor] avala el pago del importe
payment of this Note.                                   total de este pagare.

The Debtor:

______________________________
Name:
Title:

[Maritima and/or the Investor]

______________________________
Name:
Title:

PC-33244                                                                       3

                                            EXHIBIT J - FORM OF LETTER OF CREDIT
                                                            INVESTMENT AGREEMENT

                           [SUBJECT TO BANK APPROVAL]

                                                             _________ ___, 2004

LETTER OF CREDIT NO. _______________________

Aerovias Nacionales de Colombia S.A., Avianca S.A.
Department to Tesoreria
Avenida El Dorado No 93-30                              IRREVOCABLE TRANSFERABLE
Santafe de Bogota, Colombia                                     LETTER OF CREDIT

Ladies and Gentlemen:

            In connection with that certain Investment Agreement dated as of ___ ______, 2004 among Aerovias Nacionales de Colombia S.A., Avianca S.A. ("Avianca"), Federacion Nacional de Cafeteros de Colombia ("FNC") and Oceanair Linhas Aereas Ltda. ("Oceanair") (the "Investment Agreement"), we hereby authorize Avianca or FNC or the representative (the "Creditors' Representative") appointed pursuant to the Investment Agreement by the official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code to represent the interests of all creditors holding unsecured claims in the Chapter 11 cases of Avianca and Avianca, Inc. (the "Creditors' Committee") to draw on [issuing bank] for the account of Oceanair up to an aggregate amount of forty million dollars ($40,000,000).

            Payment is available by sight draft(s) against presentation of the following:

A.    If prior to the closing of the Investment Agreement, then upon:

      A certified copy of an order (an "Order") by the United States Bankruptcy Court for the Southern District of New York or such other court of competent jurisdiction (any such court, the "Court") declaring that Oceanair has defaulted under the Investment Agreement, such Order entered upon the filing of a motion or other pleading (an "Application") with the Court by (i) Avianca or (ii) FNC or (iii) the Creditors' Committee seeking payment under this letter of credit as result of such default; provided that if an Application has been submitted to the Court and so long as the Court has not issued an Order, then at any time there is 10 days or less before the expiration date of this letter credit and this letter of credit has not been extended for at least 30 days, then twenty million dollars ($20,000,000) may be drawn under this letter of credit without the issuance of an Order and the proceeds placed into escrow with the Court until the Court enters an Order directing the disbursement of such proceeds, at which time such proceeds shall be promptly disbursed in accordance with the Order.

      or

B.    If after the closing of the Investment Agreement, then upon:

      A written statement (a "Statement") by (i) Avianca or (ii) FNC or (iii) the Creditors' Representative indicating that: "The amount of the drawing, $_________, represents not more than the amount due and payable to Aerovias Nacionales de Colombia S.A., Avianca S.A. by Oceanair Linhas Aereas Ltda. pursuant to Section __ of that certain Investment Agreement dated as of _____ __, 2004 among them and Federacion Nacional de Cafeteros de Colombia."

Drafts must be drawn and presented at this office together with an accompanying Order or Statement, as applicable, not later than [30 days after the 7 year anniversary of the Effective Date] (the "Final Expiration Date").

            It is a condition of this letter of credit that it shall be automatically renewed for additional periods of not less than one year from the initial expiration date hereof [13 month anniversary of Effective Date] or future expiration dates, but not later than the Final Expiration Date, unless 30 days prior to such date we notify Avianca in writing that we elect not to renew this letter of credit. If this letter of credit is not so renewed at any time, it may be fully drawn.

            Each time Oceanair makes any payment to Avianca pursuant to Section __ of the Investment Agreement or Oceanair provides alternative collateral to Avianca pursuant to Section __ of the Investment Agreement, Avianca shall promptly deliver a statement to us indicating that the amount available under this letter of credit shall be reduced by such amount paid by Oceanair or the amount of such replacement collateral, as applicable. Accordingly, the amount available under this letter of credit shall be so reduced.

            This letter of credit may be drawn down in full or in part from time to time.

            WE HEREBY AGREE WITH ANY DRAWERS, ENDORSERS, AND BONA FIDE HOLDERS OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT THAT SUCH DRAFTS WILL BE DULY HONORED ON DUE PRESENTATION TO THE DRAWEE. OUR OBLIGATIONS HEREUNDER SHALL NOT BE SUBJECT TO ANY DEFENSE BY REASON OF THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY AGREEMENT.

            EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY

CREDITS (1993 REVISION) OF THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 290.

                                            Yours very truly,

                                            [ISSUING BANK]

                                            By: ___________________________
                                                   Authorized Signature

[Address of Issuing Bank]

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

                  AGREEMENT FOR TRANSFER OF INTEREST IN AVIANCA

                       AND TERMINATION OF OTHER AGREEMENTS

                                     PARTIES

On one part:

(i) FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, a non-profit private legal entity, created through Executive Resolution number 033 of the National Government dated September 2, 1927, published in Official Gazette No. 20.894 of 1928, with Tax Identification Number (NIT) 860.007.538-2, in good standing under the Colombian laws and with main business domicile in the city of Bogota, D.C., acting as an entity of gremial nature, herein represented by its legal representative, Catalina Crane, of legal age, domiciled in Bogota, D.C., identified with citizenship identification card No. 35.460.200 issued in Usaquen, which entity, for the purposes of this Agreement shall be referred to by its corporate name or simply, "FNC".

On the other part:

(ii) VALORES BAVARIA S.A., a business stock company, legally incorporated through public deed number 3.745 dated November 27, 1997, granted before the Seventh Notary of Bogota, D.C., with Tax Identification Number (NIT) 830.038.885-7, in good standing under the Colombian laws and with main business domicile in the city of Bogota, D.C., herein represented by its legal representative, Carlos Carreno, of legal age, domiciled in Bogota, D.C., identified with citizenship identification card No. 3.100.846 issued in Mosquera, a company which for the purposes of this Agreement shall be referred to by its corporate name or simply, "VB".

(iii) PRIMEAIR LTDA., a limited liability business company, a subordinate of VB, legally incorporated through public deed number 4.421, dated December 29, 2003, granted before

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

the Thirty-Five Notary of Bogota, D.C., with Tax Identification Number (NIT) 830.132.844-7, in good standing under the Colombian laws and with main business domicile in the city of Bogota, D.C., herein represented by its legal representative, Carlos Carreno, of legal age, domiciled in Bogota, D.C., identified with citizenship identification card No. 3.100.846 issued in Mosquera, a company which for the purposes of this Agreement shall be referred to by its corporate name or simply, "PrimeAir".

(iv) PRIMEOTHER LTDA., a limited liability business company, a subordinate of VB, legally incorporated through public deed number 4.421 dated December 29, de 2003, granted before the Thirty-Five Notary of Bogota, D.C., with Tax Identification Number (NIT) 830.132.841-5, in good standing under the Colombian laws, with main business domicile in the city of Bogota, D.C., herein represented by its legal representative, Carlos Carreno, of legal age, domiciled in Bogota, D.C., identified with citizenship identification card No. 3.100.846 issued in Mosquera, a company which for the purposes of this Agreement shall be referred to by its corporate name or simply, "PrimeOther".

The Parties have agreed to enter into the agreement contained in this document (the "Agreement"), to regulate or provide, amend or extinguish the relations and obligations existing between them.

                         ANTECEDENTS AND CONSIDERATIONS

1. On January 25, 2002 FNC, VB and Inversiones Fenicia entered into a master integration agreement to regulate and provide the mechanisms to complete the integration of Avianca S.A. (hereinafter referred to as "Avianca"), Aces S.A. and Sam S.A., which agreement amended and restated in one single text another agreement executed on December 19, 2001. Such master integration agreement was subsequently amended and supplemented by the parties thereto by means of three (3) Addenda and one (1) Waiver. Hereinafter, the "Master Amalgamation Agreement" or "AMI" shall mean the master integration agreement as amended and

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

      restated, dated January 25, 2002, with all amendments or additions agreed to date by the parties thereto.

2. The following legal transactions (hereinafter referred to as, the "Subordinate Agreements") were entered in the development of the AMI: (i) on February 25, 2002, the Irrevocable Commercial Trust Agreement (Avianca/Aces Lloyds 1 Trust) entered into between FNC, VB, Inversiones Fenicia S.A., and Sociedad Fiduciaria Lloyds Trust S.A.; (ii) on February 25, 2002, the Irrevocable Commercial Trust Agreement (Avianca/Aces Lloyds 2 Trust) between FNC, VB, Inversiones Fenicia S.A. and Sociedad Fiduciaria Lloyds Trust S.A.; (iii) on February 25, 2002, the Settlors Agreement for Integrated Management of Avianca/Sam, Aces and the Autonomous Patrimonies, entered into between FNC, VB and Inversiones Fenicia S.A., amended by means of one (1) Addendum; (iv) on February 25, 2002, the Promise Agreement for Capitalization and Repurchase of Shares, entered into between Avianca, Sociedad Fiduciaria Lloyds Trust S.A. representing the Avianca/Aces - Lloyds 1 and the Avianca/Aces - Lloyds 2 Trusts, and VB.;
      (v) on February 25, 2002, the Loan Promise Agreement, entered into between VB and Avianca, which agreement was subsequently amended by the parties thereto by means of three (3) Addendums; (vi) on December 28, 2001, the verbal loan agreement, entered into between VB and Avianca, of which Bavaria S.A. is a joint and several co-debtor and secured by VB with a document to be converted into a promissory note; (vii) on December 28, 2001, the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir), entered into between VB and Avianca, assigned by Avianca to Fiduciaria La Previsora S.A., through notice of assignment dated January 30, 2002, to be contributed to the Avianca-Sam Land Pensions Autonomous Patrimony; and
      (viii) on February 7, 2002, the Irrevocable Commercial Trust Agreement for Collection, Administration and Payment, entered into between Fiduciaria La Previsora S.A. and Avianca, as Settlor 1 and Sam S.A. as Settlor 2. Thereafter, on February 5, 2003, a Settlement Agreement was entered into between FNC, VB,

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

      Inversiones Fenicia S.A. and Avianca, therein providing the value payable by VB to Avianca in furtherance of section 4.3 of the AMI and of the Promise Agreement for Capitalization and Repurchase of Shares, resulting from exchange differences. Some of the Subordinate Agreements have been subject to a number of modifications and additions; whenever any reference is made thereto, it shall be understood that the reference concerns the respective agreement, as subsequently amended or supplemented to date, by the parties thereto.

3. Both the Promise Agreement for Capitalization and Repurchase of Shares and the Loan Promise Agreement, were terminated by mutual agreement of the parties thereto, through the Settlement Agreement and Contract executed on March 20, 2003, after compliance of the whole obligations therein contemplated and after completion of the purpose for which these were entered.

4. Each of the Avianca/Aces Lloyds 1 Trust and the Avianca/Aces Lloyds 2 Trust (hereinafter referred to as, the "Trusts") own 49.0117% of the Avianca common shares and 2.53% of the Sam S.A. common shares.

5. Avianca and its affiliate Avianca Inc. are pursuing, since March 21, 2003, respective corporate and financial restructuring proceedings, jointly handled by Judge Allan L. Gropper of the United States Bankruptcy Court of the Southern District of New York (the "Court"), based on Chapter 11 - Reorganization of the U.S. Bankruptcy Code (hereinafter referred to as the "Restructuring Proceedings" or simply, the "Chapter 11").

6. On March 26, 2003 FNC, VB and Inversiones Fenicia S.A. (at present replaced by PrimeOther, as beneficiary of the DIP Credit (as such term is defined herein below), in the split-up of the former) and Avianca and Avianca Inc. entered into the Debtor in Possession Financing Agreement (hereinafter, as amended to date by the parties thereto, referred to as the "DIP Credit"), whereby VB granted a thirteen million five

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

      hundred thousand US Dollars (US $ 13,500,000.00) loan to Avianca and Avianca Inc. and, whereby FNC granted the latter companies a loan of five million US Dollars (US $ 5,000,000.00).

7. FNC and VB have worked jointly in the procurement of a new investor for Avianca, to allow its successful release from the Chapter 11 and to continue the provision of air transport services in Colombia and abroad.

8. FNC received a unilateral and irrevocable tender from German Effromovich, in connection to his eventual investment in Avianca, whether directly or indirectly through a subsidiary, in which tender he stated its interest in upholding FNC as shareholder of Avianca.

9. Given all of the foregoing and to facilitate an agreement between FNC and the cited investor, on March 11, 2004 FNC and VB entered into an agreement of intent (the "Agreement of Intent"), therein providing the basic principles of a transaction between them to cause, among others, (i) VB transfer to FNC of its interests in Avianca, particularly, its fiduciary rights under the Trusts and any shares that VB or its subsidiaries might have in Avianca and Sam S.A and its rights under the DIP; and (ii) definition of certain warranties and indemnities against the parties to the agreement. Under the Agreement of Intent, FNC and VB undertook to make their best efforts and diligence to reach any final agreements allowing them to enter and execute all documents as appropriate to implement the Transaction (as such term is defined in the Agreement of Intent) no later than April 15, 2004.

10. That, based on German Efromovich's tender, FNC and Oceanair Linhas Aereas Ltda (hereinafter referred to as "Oceanair") executed on April 7, 2004 a memorandum of understanding (hereinafter, including any modifications to date, referred to as the "MOU") where they set out the rules to carry the Transactions (as such term is defined under the MOU) and also agreed upon further provisions. The parties to the

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

      MOU agreed termination thereof, among others, in the event where Avianca fails to enter the Investment Agreement (as such term is defined under the MOU) on April 30, 2004 or should it fails in submitting a plan to the Court in conformity with the provisions contained in the MOU by May 14, 2004, which deadlines were extended up to May 31 and June 15, 2004, respectively, through the First Amendment to the MOU, dated April 16, 2004.

11. That on May 31, 2004, after thorough analysis thereof, Avianca's Board of Directors resolved to accept the tender filed by Oceanair, with the modifications agreed, to draft the financial restructuring plan to be submitted to the Court.

12. That, acceptance of Oceanair's tender was formalized through the Investment Agreement of May 31, 2004, entered into between Avianca, FNC and Oceanair and, VB, thereby representing its consent to the provisions and obligations owed by it and its Affiliates (as such term is defined under the Investment Agreement), wherein they set out the rules to complete the Transactions (as such term is defined under the Investment Agreement) and also agreed upon further provisions. In the Investment Agreement the parties provided termination thereof, among others, in the event where Avianca fails submitting to the Court a plan in conformity with the Investment Agreement no later than two days after Oceanair's grant in due form of the guarantees referred to in such agreement and thereafter, on June 30, 2004 it was agreed that the cited plan would be filed on July 1 and that the same would be amended to conform it with the latest agreements reached, no later than July 16, 2004.

13. That the Investment Agreement shall be subject to modification to clarify, among others, that the VB's Liabilities exclude any obligations arisen by law, and set forth in number (iii) of such term's definition, included in the Investment Agreement.

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

14. That the modification to the Investment Agreement refers to certain agreement between VB and FNC designated as the Agreement for Transfer of Interests in Avianca and Termination of Other Agreements (the "Interest Transfer Agreement") and that such modification shall also contemplate that in the event of compliance of such agreement, FNC shall acquire from VB, the totality of interests held by VB in the DIP Credit, that VB shall transfer to the SPVs (as such term is defined in the Investment Agreement) all common preferential no-voting shares of Avianca owned by VB and, that FNC and VB shall cause the Trusts that are shareholders of Avianca and Sam S.A., to transfer to the SPVs all Avianca shares owned by said Trusts (the VB's Transactions, as such term is defined under the Investment Agreement). All such transactions shall be concluded on the Effective Date (the Effective Date, as such term is defined under the Investment Agreement).

15. That the Parties are desirous of executing this Agreement to carry the cited VB's Transactions (consequently entering the Interest Transfer Agreement), to develop the basic principles set forth in the Agreement of Intent and to define the manner to regulate any relations between them in the future, thereby terminating all agreements previously entered between them, safe certain rights and obligations owed by the Parties and contained in some of the Subordinate Agreements.

16. That the Parties had made their own inquiries and consider themselves satisfied with respect to all matters relevant to the agreement hereunder and, consequently, that they represent that all of their obligations under this Agreement have been undertaken free of any defect of consent.

17. That there are no legal or contractual provisions preventing the Parties from (i) entering this Agreement or, (ii) complying the obligations herein contained.

                                    CLAUSES

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

FIRST CLAUSE. PRECEDENT CONDITION.- Certain transactions and rights and obligations provided herein below are subject to compliance of the condition precedent consisting of the Court's confirmation of the reorganization plan prepared and filed by Avianca in conformity with the agreements contained under the Investment Agreement, hereinafter referred to as the "Plan") (hereinafter referred to as, the "Precedent Condition").

SECOND CLAUSE. ASSIGNMENT OF SHARES.- Through this Agreement, VB, PrimeAir, on one part, and FNC, on the other part, hereby reciprocally undertake that should the Precedent Condition occurs, VB, PrimeAir and FNC shall cause the Avianca/Aces Lloyds 1 and the Avianca/Aces Lloyds 2 Trusts to assign to the SPVs (as they are defined under the Investment Agreement), on purchase basis, all of their common shares, as well as all preferential dividend and no-voting shares held by them in Avianca and in Sam S.A., for the price in Colombian pesos equivalent to one hundred US Dollars (US $100), converted at the market representative exchange rate in force on the date preceding payment.

Likewise, VB and PrimeAir, on one part and FNC, on the other part, reciprocally undertake that in the event of occurrence of the Precedent Condition, VB and PrimeAir shall assign to the SPVs (as such they are defined under the Investment Agreement ), on purchase basis, all of their common shares, as well as all preferential dividend and no-voting shares held by them in Avianca and in Sam S.A., for the price in Colombian pesos equivalent to one hundred US Dollars (US $100), converted at the market representative exchange rate in force on the date preceding payment.

FNC and Oceanair shall cause the SPV's to enter into the transactions contemplated herein. VB and PrimeAir hereby warrant to FNC that all the shares they shall assign have not been previously sold or disposed to any person, and that these are free of any resolutory limitations or conditions. VB and PrimeAir make no further representation or warranty as to the economic or patrimonial conditions of the Avianca/Aces Lloyds 1 and 2 Trusts or of Avianca's or Sam S.A.'s.

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

THIRD CLAUSE. ASSIGNMENT OF THE DIP CREDIT.- By virtue of the assignment document (the Assignment Agreement, as such term is defined under the Investment Agreement ), VB and PrimeOther have agreed with Avianca and FNC, assignment to the latter, of their rights and obligations under the DIP Credit (safe attainment of interest accrued to the assignment date), in exchange of the price of US $6,500,000.oo. Such price shall be paid by FNC to VB in cash, in Colombian pesos converted at the market representative exchange rate in force on the date preceding the day of payment that will be the Effective Date (as such term is defined under the Investment Agreement). The assignment referred to in this clause is subject to compliance of the Condition Precedent.

FOURTH CLAUSE. SETTLEMENT.- 4.1. Antecedents.- On July 18, 2003 FNC, VB and PrimeAir (as successor of Inversiones Fenicia S.A.) entered into certain Addendum to the AMI therein stating that, except for the indemnity obligations referred to in Sections 11.5 (a), 11.5 (d) and 11.6 (b), all provisions contained in Chapter 11 of the AMI, were left without effect as from the date of the cited Addendum. Thereafter, in December 2003, Avianca found that the pension liabilities corresponding to 654 individuals who had worked for the company and for Sam S.A. between years 1968 and 1994, which actuarial amount Avianca had estimated as of April, 2004, to amount to Col.$45,000,000,000.oo, had not been included under the mechanism of pension funding payable by VB, as evidenced in the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir). 4.2. Disputes.- FNC deems that Section
11.5 (a) of the AMI binds VB to pay Avianca all amounts corresponding to such pension pays and any other pension liabilities payable to Avianca's ground personnel, while VB deems that nothing is due on account of such pension pays, insofar as its obligations on the matter only refer to those set forth in the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir). 4.3. Settlement.- FNC, VB and PrimeAir (as successor of Inversiones Fenicia S.A.) hereby state that it is their express desire to put an end to any dispute existing between them by reason of the interpretation and performance of the AMI and of the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir) with regards to the

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

funding owed by VB of pension liabilities payable to Avianca's and Sam S.A.'s employees corresponding to individuals who had worked for those companies during the period between years 1968 and 1994, and not included under the mechanism of pension funding owed by VB, as evidenced in the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir), and further, to prevent any future litigation concerning claims arisen from the above reasons, whereby they hereby settle - with the effects proper of civil res judicata - in conformity with Article 2.483 of the Civil Code and every other concordant and relevant provisions, all and any dispute between them, hereby reciprocally waiving any of the claims mentioned in number
4.2 of this clause. As a consequence of the foregoing and notwithstanding
Section 4.4 below, FNC, VB and PrimeAir hereby agree to mutually waive, expressly and irrevocably, to claim from either thereof, payment of any amount of money for such concepts, hereby declaring themselves mutually clear and released therefor, hereby reciprocally waiving the filing of any claim or administrative or judicial action arisen therefrom, as a consequence of the settlement and declaration of clearance and release, which bear the effects of a mutual discharge. 4.4. Quantum of Settlement.- In order to prevent any future disputes and to put an end to the cited disputes, FNC and VB hereby agree that VB shall pay Avianca not only the pension liabilities referred to in the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir), through the mechanism provided in the said Agreement, corresponding to the people accurately and precisely identified in Annex N(degree) 1 to this Agreement, but also, to furnish Avianca with all resources necessary to cover any cash disbursement that Avianca or SAM S.A. might have to make in connection with the pension liabilities that, according to law, these companies might have for the six hundred fifty four (654) individuals who worked for any of these companies during the period between years 1968 and 1994, and accurately and precisely identified in Annex N(degree) 2 to this Agreement (the "Additional Pension Liabilities"). VB shall furnish the concerned resources to Avianca on the dates and for the amounts due for disbursement on occasion of the cited Additional Pension Liabilities, according to regulations in force. Likewise, VB shall be entitled to pursue agreements with the pension beneficiaries and the entities administrators of their pensions, such as the Social Security Institute, ISS, so that,

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

on its name or on behalf of Avianca, it might fund, postpone, secure, conciliate or otherwise negotiate the amounts due and their form of payment, pursuant to the legislation in force. Valores Bavaria shall secure payment of all Additional Pension Liabilities through encumbrance of its portfolio of securities in a manner admissible for Avianca, within the year following the compliance of the Precedent Condition.

FIFTH CLAUSE. TERMINATION OF THE AMI.- FNC, VB and PrimeAir (as successor of Inversiones Fenicia S.A.) hereby agree to terminate the AMI and expressly declare and acknowledge that every other obligation, commitment or understanding contained in the AMI, have been complied in full and at the Parties' satisfaction.

FNC, VB and PrimeAir hereby agree to mutually waive, expressly and irrevocably, to claim from each other, whether judicially or extra-judicially, before any authority, jurisdiction or domestic or foreign venue, any damage, monetary liability or any other obligations of giving, doing and/or refrain from doing, directly or indirectly related to the AMI and the Subordinate Agreements.

The above termination of the AMI in no manner affects the validity and continuance of the verbal loan agreement between VB and Avianca, nor its security granted by Bavaria S.A. nor the security contained in the Open Pledge Agreement with Tenancy of Shares in Inversiones Fenicia S.A. (at present, corporate quotas of PrimeAir), nor the settlement agreement referred to in the Fourth Clause above nor the Subordinated Agreements referred to in the Sixth Clause below.

SIXTH CLAUSE. AMENDMENT TO THE TRUSTS AND TO THE SETTLORS AGREEMENT FOR INTEGRATED MANAGEMENT OF AVIANCA/SAM, ACES AND THE AUTONOMOUS PATRIMONIES.- FNC, VB and PrimeAir (as successor of Inversiones Fenicia S.A.) hereby agree to amend the Avianca/Aces Lloyds 1 Trust, the Avianca/Aces Lloyds 2 Trust and the Settlors Agreement for Integrated Management of Avianca/Sam, Aces and the Autonomous Patrimonies, in order to terminate any effect whatsoever with respect to Avianca and Sam S.A. and limit

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

their effects only to Aces S.A. and hereby expressly declare and acknowledge that all obligations, commitments or understandings contained in the said Trusts and Agreement, have been fully complied at the Parties' satisfaction.

Given that reason, FNC, VB and PrimeAir hereby agree to mutually waive, expressly and irrevocably, to claim from each other, whether judicially or extra-judicially, before any authority, jurisdiction or domestic or foreign venue, any damage, monetary liability or any other obligations of giving, doing and/or refrain from doing, directly or indirectly related to Avianca and Sam S.A. in the Avianca/Aces Lloyds 1 Trust, in the Avianca/Aces Lloyds 2 Trust and in the Settlors Agreement for Integrated Management of Avianca/Sam, Aces and the Autonomous Patrimonies.

SEVENTH CLAUSE. RECIPROCAL INDEMNIFICATION.- As a consequence of the coming into effect of this Agreement, and without prejudice of the liability vested upon each of the Parties as a consequence of or in connection with their own acts of omissions performed or incurred prior to the Integration date (as such term is defined in the AMI) or of the release of liability that arises from the settlement contained in the Plan (full release) that might obtain VB and FNC, VB and FNC shall bear in identical proportions any risk, liability, contingency or obligation that might arise for the Parties in connection to the Integrated Business (as such term is defined in the AMI), the Trusts, Avianca, Sam S.A. and Aces S.A.. The above without prejudice of the obligations that VB might have under any Subordinate Agreement now in force and of the transaction contained in Clause Fifth above, and that the Parties, in conformity with number 6.1.3 of the Investment Agreement, shall pursue that the Plan should not include representations and warranties concerning Avianca's and its subsidiaries affairs or operations by the Parties nor by the Trusts, different than the one contemplated in Eighth Clause below.

EIGHTH CLAUSE. WARRANTIES OF FNC TO OCEANAIR CONCERNING CAXDAC. - Should FNC is judicially (or extra-judicially, by mutual agreement with VB) bound to pay for the breach to the representation made to Oceanair under Section 11.2 of the Investment Agreement

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

regarding accuracy of the accounting records of obligations to CAXDAC, VB shall pay one half of such payments to FNC, and shall pay the working day before the payment has to be actually done by the FNC. VB's obligation shall in no event arise from reasons affecting Avianca's and Sam S.A.'s actuarial debt to CAXDAC, occurred or produced subsequent to the date of this Agreement.

NINTH CLAUSE. RELEASE IN THE CHAPTER 11 PROCEEDINGS.- The Parties, jointly and independently undertake to make their best efforts to include in the Plan a full release of liability for the persons and in the conditions set forth in section
6.1.2 of the Investment Agreement and to effectively obtain and be granted such release.

TENTH CLAUSE. SHARE IN INDEMNIFICATIONS OR PAYMENTS.- In the event where FNC receives from OceanAir any payment as indemnification, in conformity with the Investment Agreement and provided such payment serves to indemnify any defaults occurred until the Closing Date (as such term is defined under the Investment Agreement), including any defaults concerning such Closing, FNC shall pay VB an amount equivalent to 50% of the amount attained, within 5 days following the date of receipt. In the event where foreign currencies are received, it shall pay the relevant amounts to VB, in pesos, computed at the market representative exchange rate in force on the day preceding the payment. Any amounts received by FNC as payment of the DIP Credit are deemed excluded.

ELEVENTH CLAUSE. COOPERATION IN THE CHAPTER 11 PROCEEDINGS.- The Parties are interested in VB's upholding its current level of participation in the Restructuring Proceedings and in Avianca's governance and, therefore, they agree that VB shall uphold the said participation. VB hereby undertakes to cooperate with FNC, Oceanair and Avianca in the Restructuring Proceedings, in a manner like to cause the Court's confirmation of the Plan.

TWELFTH CLAUSE. COSTS AND EXPENSES.- Any fees payable to the Parties' attorneys and counsels carrying their common representation and counseling in the Chapter 11

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

proceedings, shall be borne in identical proportions by each thereof, when used by them jointly; when used by any Party for its individual counseling or representation, the Party using them shall bear said fees. Each Party must pay the attorney's costs as retained for its individual counseling or representation and shall cover any expenses, as needed by reason of its participation in the Chapter 11 proceedings.

THIRTEENTH CLAUSE. MISCELLANEOUS.- The following general provisions are hereby agreed:

a. Mutual Agreement and Entirety. The Parties hereby state that this Agreement was worded in mutual agreement between them and that the provisions herein reflect the entire and definite understanding of the Parties in connection to the matters herein referred to. The Parties also state that in the event of any error or omission in the drafting of this Agreement, it shall be deemed that the concerned error or omission is the Parties' responsibility.

b. Governing Law. This Agreement shall be governed and performed pursuant to the laws of the Republic of Colombia.

c. Arbitration. In the event of disputes or controversies of any nature between the Parties on occasion of the entering, performance, interpretation and/or liquidation of this Agreement, that may not be amiably settled between the Parties within a maximum term of thirty (30) calendar days, the Parties shall resort to an arbitral tribunal designated by mutual agreement of the Parties. Designation of the arbitrators must be by mutual agreement of the Parties within ten (10) calendar days following the written notice from either of the Parties regarding impossibility to amiably settle the dispute. Failing an agreement, the Parties shall resort to the Chamber of Commerce of Bogota, D.C., for the purposes of designation of the arbitrators.

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

The tribunal shall be subject to Law 446 of 1998, Decree 1.818 of September 7, 1998 and every other provision supplementing, adding or amending the above, in accordance to the rules below:

The tribunal shall be made-up by three (3) arbitrators, Colombian citizens and practicing attorneys-at-law.

The tribunal's internal organization shall be subject to the rules provided to that effect by the Center of Commercial Arbitration and Conciliation of the Chamber of Commerce of Bogota, D.C.

The tribunal shall render its award at-law.

The Tribunal shall be seated in Bogota D.C., the Center of Commercial Arbitration and Conciliation of the Chamber of Commerce of Bogota.

The Parties' obligations shall be mandatory during the term of this Agreement, including the time while any disputes or controversies arisen therefrom are being settled.

d. Counterparts. This Agreement may be signed in various counterparts, each thereof deemed to be an original of the Agreement, but all of which, as a whole, shall be deemed a one and single document.

e. Amendment. This Agreement may not be amended nor terminated verbally and any such amendments or terminations may only be in the form of a mutual agreement. Any releases from the duty to comply any provision or condition herein and the consents required hereunder shall be of no effect unless evidenced in a written document duly signed by the Party bound to sign the said release or consent. No waiver or release to any term, condition or provision in this Agreement shall be construed as a future or permanent release of such term, condition or provision, or of any other term, condition or provision.

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                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

f. Confidentiality. The Parties hereby undertake to keep strict confidentiality regarding the existence and contents of this Agreement and the documentation exchanged by the Parties on occasion thereof. Consequently, the Parties hereby agree not to disclose any confidential information to third parties, using therefor the same care customarily used in safeguarding their own information of equivalent significance, the following being the only exceptions to this principle allowing the Parties to disclose the confidential information:

(i) When required by law, including disclosures of this Agreement required being included in the Disclosure Statement of the Chapter 11 case.

(ii) Whenever such information must be disclosed to officers of their Subordinates, directors, employees, agents and professional consultants in connection to the matters herein referred to, in which case, the disclosing Party shall require the recipient parties to adhere to the confidentiality agreement herein provided.

g. Publicity. Neither of the Parties shall make any public announcement nor shall publicize any press release containing information (other than information that is already of public domain) with respect to the transactions subject matter of this Agreement, without the consent from the remaining Parties.

h. Notices. Every notice and communication to be given under this Agreement shall be in writing and will be effective upon delivery thereof, if delivered in person or by facsimile (in the latter case, provided the receipt date is a business day, or otherwise, these shall be effective on the business day thereafter), or on the fourth business day following delivery thereof if sent by well reputed messenger service to the addresses set forth below or to any other address as the receiving Party might have notified the others, at least on the business date precedent to the date of the relevant notice:

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

IF TO VB, PRIMEAIR AND PRIMEOTHER:

Attn: Mr. Javier Aguirre Nogues
Company: Valores Bavaria S.A.
Title: Legal Representative
Address: Cra. 14 N degrees 93 - 68 (5th Floor)
Ciudad: Bogota D.C.
Tel: 617 2000
Fax: 617 2002 - 617 2007

and

IF TO FNC

Attn: Mr. Gabriel Silva Lujan
Federacion Nacional de Cafeteros de Colombia
Title: Legal Representative
Address: Calle 73 N degrees 8 - 13 (Torre A, 8th Floor)
City: Bogota D.C.
Phone No.: 217 1109
Fax No.: 217 6536

With copies to:
Prieto & Carrizosa
Address: Carrera 9 N degrees 74-08 Of. 305
City: Bogota D.C.
Fax: 571-326-8610 or 571-322-0010
Attn: Martin Acero, Esq.

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

i. Heading. The Chapter and Section headings in this Agreement are for reference purposes only and shall in no manner affect the meaning or interpretation of this Agreement.

j. Assignment.- The Parties may not assign this Agreement nor the rights and obligations hereunder, without the express and written authorization from the other party.

k. Language. Although translations onto other languages of this Agreement can be made, the Spanish version shall prevail for all effects.

FOURTEENTH CLAUSE. TERM. This Agreement shall become effective as from the date of its execution and shall remain in force, while the same is not terminated pursuant to its terms.

                                     * * *

Once this document was read-out to the Parties, they expressly agreed to its contents and sign the same below, in the city of Bogota, D.C., in six (6) counterparts of even purport, one for each Party.

Given in the city of Bogota, D.C., on July fifteen (15), 2004.

By VB, PrimeAir and PrimeOther,                        By FNC,

/s/ Carlos Carreno                                     /s/ Catalina Crane
-----------------------------------                    -------------------------
Carlos Carreno                                         Catalina Crane

Legal Representative                                   Legal Representative

As a signal of understanding of the provisions in this Agreement and acceptance thereof,

                                                   INTERESTS TRANSFER AGREEMENT
                                                              EXECUTION VERSION
                                                                       15-07-04

By Avianca,                                        By Oceanair,

/s/Juan Emilio Posada                              _____________________________
---------------------
Juan Emilio Posada                                 Michael Franklin Welch

Legal Representative                               Attorney- in-Fact

                                                    INTERESTS TRANSFER AGREEMENT
                                                               EXECUTION VERSION
                                                                        15-07-04

                                     ANNEXES

                 ANNEX 1 - LIST OF PENSIONERS (LAND PERSONNEL)
               ANNEX 2 - LIST OF NEW PENSIONERS (LAND PERSONNEL)

       Pensiones a fondear por VB dentro del "Contrato de Prenda Abierta con Tenencia de Acciones" Avianca-Sam Mayo 2004 (Anexo 1)

                                                                             ESTADO                     F.
NO. EMP    CEDULA             NOMBRE                      REG    GRUPO  SX   CIVIL         X   Y    NACIMIENTO  F. INGRESO
--- ---    ------             ------                      ---    -----  --   -----         -   -    ----------  ----------
 1  AVA   3.344.323  ACEVEDO VALLEJO JORGE MARIO           3474    100  1   Casado(a)      73  0    25/11/1930  03/01/1955
 2  AVA   3.696.885  ANILLO TAMARA CESAR AUGUSTO           4745    100  1   Casado(a)      98  0    16/09/1905  04/11/1937
 3  AVA   3.705.490  ACOSTA LOPEZ JOAQUIN PABLO            6355    100  1   Casado(a)      87  0    25/08/1916  08/11/1949
 4  AVA  33.166.044  ACOSTA MONTERROSA GLADYS ELVIRA       6823    100  2   Soltero(a)     58  0    06/10/1945  01/03/1962
 5  AVA     812.081  ACOSTA MONSALVO PEDRO                 7070    100  1   Casado(a)      83  0    19/10/1920  10/04/1951
 6  AVA      77.234  ACOSTA MATIZ ROGELIO                  7976    100  1   Casado(a)      90  0    05/02/1914  30/04/1947
 7  AVA      20.664  ACOSTA MONCADA GILBERTO               8105    100  1   Casado(a)      75  0    08/02/1929  05/08/1948
 8  AVA     824.322  ACOSTA SUAREZ WALBERTO                8330    100  1   Casado(a)      72  0    02/11/1931  16/02/1951
 9  AVA  20.187.063  AGUDELO DE SAINSBURY BLANCA          11034    100  2   Casado(a)      80  0    28/08/1923  04/04/1945
10  AVA   5.017.527  AGUDELO POSADA FRANCISCO             11756    100  1   Casado(a)      76  0    12/11/1927  15/11/1951
11  AVA   7.398.582  ALBORNOZ BELTRAN JAIME               17334    100  1   Casado(a)      80  0    05/08/1923  28/05/1943
12  AVA     810.883  ALONSO ORTEGA FRANCISCO              23273    100  1   Casado(a)      82  0    17/09/1921  08/01/1945
13  AVA   3.684.986  ALTAMAR CAMARGO HERNANDO             24710    100  1   Casado(a)      78  0    23/06/1926  18/10/1945
14  AVA     911.708  ANAYA MERCADO JOSE RAFAEL            34075    100  1   Casado(a)      77  0    23/03/1927  15/10/1949
15  AVA   2.034.087  AMAYA TRILLOS NESTOR                 34974    100  1   Casado(a)      85  0    15/06/1919  14/07/1943
16  AVA     156.890  ARANGO CALLE ALBERTO                 44155    100  1   Soltero(a)     83  0    06/12/1920  01/03/1943
17  AVA   2.850.002  ARANGO CALDERON JONAS DE JESUS       44332    100  1   Casado(a)      79  0    20/11/1924  13/02/1947
18  AVA  17.015.389  ARANGO ESPINOSA LUIS ALFONSO         45231    100  1   Casado(a)      89  0    15/02/1915  20/07/1933
19  AVA      60.107  ARDILA GAITAN JORGE ENRIQUE          51715    100  1   Casado(a)      86  0    24/02/1918  17/10/1946
20  AVA     810.329  ARENAS GARZON TITO                   53336    100  1   Casado(a)      76  0    30/05/1928  04/11/1968
21  AVA   1.199.056  ARIAS CARVAJAL MARCO TULIO           57470    100  1   Casado(a)      79  0    09/11/1924  01/01/1958
22  AVA   2.020.759  ARIAS PARIS GUILLERMO                58192    100  1   Casado(a)      85  0    31/08/1918  01/07/1941
23  AVA     156.844  ARIZA LANDAZABAL EMILIANO            60896    100  1   Casado(a)      75  0    10/03/1929  01/10/1953
24  AVA     810.954  ARRIETA ARRIETA RAFAEL               64131    100  1   Casado(a)      75  0    18/06/1929  18/01/1947
25  AVA     810.531  ASMAR AREVALO ARTURO                 67196    100  1   Casado(a)      86  0    04/04/1918  09/10/1947
26  AVA   2.425.897  ASTAIZA LUIS BERNARDO                67550    100  1   Casado(a)      77  0    01/09/1926  01/03/1949
27  AVA   3.706.930  AUQUE LARA FRANCISCO                 68456    100  1   Casado(a)      79  0    19/01/1925  22/07/1947
28  AVA     810.318  BADILLO PADILLA FERNANDO CLAUDIO     72951    100  1   Casado(a)      82  0    10/12/1921  01/02/1952
29  AVA   3.686.521  BARBOSA BERNAL ARMANDO ANTONIO       77814    100  1   Casado(a)      84  0    30/04/1920  18/01/1943
30  AVA     810.352  BARRIOS CUELLO RAFAEL ENRIQUE        85551    100  1   Casado(a)      74  0    11/01/1930  15/02/1949
31  AVA     869.959  BARRIOS MONTERO JULIO                87533    100  1   Casado(a)      76  0    11/12/1927  19/01/1950
32  AVA      77.614  BARRIOS PEDROZA VICTOR               87710    100  1   Casado(a)      83  0    20/08/1920  25/02/1946
33  AVA   3.709.937  BARRIOS SERRANO ANTONIO              88071    100  1   Casado(a)      79  0    15/10/1924  09/07/1948
34  AVA     867.809  BARROS SIERRA PEDRO ANTONIO          90414    100  1   Casado(a)      74  0    12/02/1930  11/10/1948
35  AVA     816.668  BARRUE CERQUERA ALFONSO              90952    100  1   Casado(a)      79  0    13/10/1924  05/03/1948
36  AVA     811.078  BAYUELO BARRIOS VALERIO              94557    100  1   Casado(a)      73  0    05/06/1931  20/02/1952
37  AVA      16.721  BELTRAN GORDILLO LUIS EDUARDO       101393    100  1   Casado(a)      84  0    24/05/1920  01/06/1945
38  AVA   5.194.002  BENAVIDES DAVID JEREMIAS            103552    100  1   Casado(a)      79  0    15/08/1924  01/08/1948
39  AVA     810.321  BENEDETTI GOMEZ CARLOS              104812    100  1   Casado(a)      75  0    29/12/1928  24/01/1951
40  AVA  22.289.374  BENITEZ FAJARDO ELVIRA              105173    100  2   Soltero(a)     70  0    11/11/1933  02/01/1957
41  AVA      30.190  BERNAL MORALES PEDRO ELIAS          111650    100  1   Casado(a)          0    07/08/1925  02/06/1941
42  AVA       3.883  BLASCKE RAMIREZ AUGUSTO             118672    100  1   Casado(a)      86  0    22/06/1918  21/08/1946
43  AVA      77.295  BOTERO GAITAN LUCIANO               126954    100  1   Casado(a)      89  0    28/10/1914  30/11/1945
44  AVA   3.700.043  BRAVO MONTA|O MIGUEL ANGEL          129651    100  1   Casado(a)      79  0    17/05/1925  17/01/1946
45  AVA      60.319  BUITRAGO GUERRERO LUIS HERNANDO     135855    100  1   Casado(a)      90  0    12/09/1913  26/12/1932
46  AVA   3.701.261  BUITRAGO MEDINA MELQUIADES ENRIQUE  136312    100  1   Casado(a)      77  0    06/04/1927  01/06/1951
47  AVA   5.017.526  BUSTAMANTE DAZA LUIS GUILLERMO      138832    100  1   Casado(a)      83  0    27/07/1920  25/03/1949
48  AVA   1.792.251  BUSTOS JULIO CESAR                  139915    100  1   Casado(a)      85  0    07/01/1919  16/01/1941
49  AVA     809.035  CABARCAS OBREDOR WALTER RAFAEL      142612    100  1   Casado(a)      70  0    23/03/1934  01/12/1950
50  AVA      77.457  CACERES ESTUPINAN JUNIO JOAQUIN     146392    100  1   Casado(a)      81  0    20/04/1923  05/07/1946
51  AVA     810.181  CADENA REY CHRISTIAN                147836    100  1   Casado(a)      84  0    07/09/1919  13/04/1949
52  AVA   7.398.698  CAICEDO CUADROS MARIO               148551    100  1   Soltero(a)     81  0    15/10/1922  28/04/1947
53  AVA   2.228.336  CAICEDO MONDRAGON CAMILO            148735    100  1   Casado(a)      84  0    11/02/1920  01/04/1954
54  AVA   2.400.141  CAICEDO MORENO FERNANDO             150172    100  1   Casado(a)      73  0    07/12/1930  11/04/1950
55  AVA     812.876  CALVO LUQUE RAUL ARMANDO            156656    100  1   Casado(a)      75  0    31/01/1929  16/07/1953
56  AVA     810.422  CAMACHO CHARRIS PRIMO GENEROSO      157194    100  1   Casado(a)      74  0    02/04/1930  10/03/1947
57  AVA   3.284.264  CAMEJO GUTIERREZ ARTURO             162234    100  1   Casado(a)      78  0    28/08/1925  01/12/1946
58  AVA  17.017.941  CAMELO MELO JOSE PASCUAL            162444    100  1   Viudo(a)       63  0    23/10/1940  01/03/1994
59  AVA   3.685.861  CAMERANO MERINO MOISES              162595    100  1   Casado(a)      78  0    09/04/1926  06/03/1946
60  AVA  28.097.638  CANO LOPEZ MARIA ESPERANZA          165432    100  2   Soltero(a)     47  0    24/03/1957  24/07/1995
61  AVA     883.097  CANTILLO MOLINA ANTONIO             167812    100  1   Casado(a)      87  0    20/04/1917  15/08/1939
62  AVA   3.683.399  CAPELL MENDOZA ADOLFO               169606    100  1   Casado(a)      67  0    21/09/1936  08/02/1967
63  AVA     810.464  CARBONELL CERPA JOSE MARIA          170870    100  1   Casado(a)      80  0    29/08/1923  08/01/1940
64  AVA     867.743  CARDENAS LARA MANUEL SALVADOR       173390    100  1   Casado(a)      79  0    03/08/1924  09/12/1946
65  AVA     869.314  CARDOZO RODRIGUEZ EDILBERTO         176094    100  1   Casado(a)      89  0    21/05/1915  04/07/1951
66  AVA     846.121  CARPINTERO GONZALEZ FIDEL           178975    100  1   Casado(a)      69  0    21/10/1934  21/10/1994
67  AVA  27.757.859  CASADIEGOS VDA DE AR NINFA          187073    100  2   Viudo(a)       89  0    03/01/1915  13/01/1955
68  AVA      77.208  CASTANEDA HERNANDEZ LUIS ENRIQUE    189453    100  1   Casado(a)      75  0    11/08/1928  22/11/1949
69  AVA  22.680.401  CEPEDA MARQUEZ VIOLA                191413    100  2   Casado(a)      76  0    16/01/1928  14/07/1947
70  AVA     867.806  CASTELLANOS PABA MAURICIO ENRIQUE   193734    100  1   Casado(a)      84  0    20/01/1920  29/01/1947
71  AVA      62.201  CASTIBLANCO MENJURA PEDRO JOAQUIN   195171    100  1   Casado(a)      73  0    29/07/1930  14/05/1951
72  AVA  17.049.787  CATOLICO LOPEZ PEDRO MARIA          206102    100  1   Divorsiado(a)  66  0    29/06/1938  30/08/1998
73  AVA     829.303  CENA PEREA FELIPE SANTIAGO          208493    100  1   Casado(a)      79  0    08/08/1924  10/02/1990
74  AVA   3.687.177  CERVANTES DUNCCAN ERASMO            212273    100  1   Casado(a)      68  0    10/07/1935  16/05/1953
75  AVA     804.447  CERVANTES LUGO ABEL AUGUSTO         212995    100  1   Casado(a)      71  0    05/01/1933  17/11/1952
76  AVA   3.686.248  CONDE ESTRADA GONZALO               223075    100  1   Casado(a)      73  0    11/11/1930  20/05/1949
77  AVA  22.328.916  CONSUEGRA KOPROWSKI TERESA          225772    100  2   Casado(a)      74  0    05/10/1929  02/08/1949
78  AVA  20.051.664  ALVAREZ DE CONVERS LUCY             229320    100  2   Casado(a)      84  0    13/02/1920  12/08/1947
79  AVA   3.676.700  CORREA CORBACHO CAMPO ELIAS         232794    100  1   Casado(a)      78  0    02/03/1926  01/02/1950
80  AVA   3.707.631  CUBILLOS ESCORCIA ISIDRO ANTONIO    248813    100  1   Casado(a)      83  0    15/05/1921  21/03/1947

NO. EMP   CEDULA             NOMBRE                          CLASE JUBILACION           PENSION
--- ---   ------             ------                          ----------------           -------
 1  AVA  3.344.323 ACEVEDO VALLEJO JORGE MARIO        JUBILACION TOTAL CARGO EMPRESA   363.079
 2  AVA  3.696.885 ANILLO TAMARA CESAR AUGUSTO        JUBILACION TOTAL CARGO EMPRESA   401.812
 3  AVA  3.705.490 ACOSTA LOPEZ JOAQUIN PABLO         JUBILACION TOTAL CARGO EMPRESA   364.684
 4  AVA 33.166.044 ACOSTA MONTERROSA GLADYS ELVIRA    JUBILACION TOTAL CARGO EMPRESA   332.000
 5  AVA    812.081 ACOSTA MONSALVO PEDRO              JUBILACION TOTAL CARGO EMPRESA   582.841
 6  AVA     77.234 ACOSTA MATIZ ROGELIO               JUBILACION TOTAL CARGO EMPRESA   694.527
 7  AVA     20.664 ACOSTA MONCADA GILBERTO            JUBILACION TOTAL CARGO EMPRESA   363.088
 8  AVA    824.322 ACOSTA SUAREZ WALBERTO             JUBILACION TOTAL CARGO EMPRESA   746.574
 9  AVA 20.187.063 AGUDELO DE SAINSBURY BLANCA        JUBILACION TOTAL CARGO EMPRESA   430.877
10  AVA  5.017.527 AGUDELO POSADA FRANCISCO           JUBILACION TOTAL CARGO EMPRESA   363.088
11  AVA  7.398.582 ALBORNOZ BELTRAN JAIME             JUBILACION TOTAL CARGO EMPRESA   974.669
12  AVA    810.883 ALONSO ORTEGA FRANCISCO            JUBILACION TOTAL CARGO EMPRESA   368.628
13  AVA  3.684.986 ALTAMAR CAMARGO HERNANDO           JUBILACION TOTAL CARGO EMPRESA   624.157
14  AVA    911.708 ANAYA MERCADO JOSE RAFAEL          JUBILACION TOTAL CARGO EMPRESA   512.616
15  AVA  2.034.087 AMAYA TRILLOS NESTOR               JUBILACION TOTAL CARGO EMPRESA   603.632
16  AVA    156.890 ARANGO CALLE ALBERTO               JUBILACION TOTAL CARGO EMPRESA   752.203
17  AVA  2.850.002 ARANGO CALDERON JONAS DE JESUS     JUBILACION TOTAL CARGO EMPRESA 1.934.930
18  AVA 17.015.389 ARANGO ESPINOSA LUIS ALFONSO       JUBILACION TOTAL CARGO EMPRESA   495.524
19  AVA     60.107 ARDILA GAITAN JORGE ENRIQUE        JUBILACION TOTAL CARGO EMPRESA   702.070
20  AVA    810.329 ARENAS GARZON TITO                 JUBILACION TOTAL CARGO EMPRESA   332.000
21  AVA  1.199.056 ARIAS CARVAJAL MARCO TULIO         JUBILACION TOTAL CARGO EMPRESA   349.122
22  AVA  2.020.759 ARIAS PARIS GUILLERMO              JUBILACION TOTAL CARGO EMPRESA 1.277.773
23  AVA    156.844 ARIZA LANDAZABAL EMILIANO          JUBILACION TOTAL CARGO EMPRESA   363.088
24  AVA    810.954 ARRIETA ARRIETA RAFAEL             JUBILACION TOTAL CARGO EMPRESA   805.564
25  AVA    810.531 ASMAR AREVALO ARTURO               JUBILACION TOTAL CARGO EMPRESA   459.996
26  AVA  2.425.897 ASTAIZA LUIS BERNARDO              JUBILACION TOTAL CARGO EMPRESA   479.604
27  AVA  3.706.930 AUQUE LARA FRANCISCO               JUBILACION TOTAL CARGO EMPRESA   363.088
28  AVA    810.318 BADILLO PADILLA FERNANDO CLAUDIO   JUBILACION TOTAL CARGO EMPRESA   577.992
29  AVA  3.686.521 BARBOSA BERNAL ARMANDO ANTONIO     JUBILACION TOTAL CARGO EMPRESA   363.088
30  AVA    810.352 BARRIOS CUELLO RAFAEL ENRIQUE      JUBILACION TOTAL CARGO EMPRESA   363.079
31  AVA    869.959 BARRIOS MONTERO JULIO              JUBILACION TOTAL CARGO EMPRESA   742.643
32  AVA     77.614 BARRIOS PEDROZA VICTOR             JUBILACION TOTAL CARGO EMPRESA   496.195
33  AVA  3.709.937 BARRIOS SERRANO ANTONIO            JUBILACION TOTAL CARGO EMPRESA   363.088
34  AVA    867.809 BARROS SIERRA PEDRO ANTONIO        JUBILACION TOTAL CARGO EMPRESA   840.325
35  AVA    816.668 BARRUE CERQUERA ALFONSO            JUBILACION TOTAL CARGO EMPRESA   874.315
36  AVA    811.078 BAYUELO BARRIOS VALERIO            JUBILACION TOTAL CARGO EMPRESA   362.170
37  AVA     16.721 BELTRAN GORDILLO LUIS EDUARDO      JUBILACION TOTAL CARGO EMPRESA   598.621
38  AVA  5.194.002 BENAVIDES DAVID JEREMIAS           JUBILACION TOTAL CARGO EMPRESA   349.122
39  AVA    810.321 BENEDETTI GOMEZ CARLOS             JUBILACION TOTAL CARGO EMPRESA   363.088
40  AVA 22.289.374 BENITEZ FAJARDO ELVIRA             JUBILACION TOTAL CARGO EMPRESA   363.088
41  AVA     30.190 BERNAL MORALES PEDRO ELIAS         JUBILACION TOTAL CARGO EMPRESA
42  AVA      3.883 BLASCKE RAMIREZ AUGUSTO            JUBILACION TOTAL CARGO EMPRESA   422.197
43  AVA     77.295 BOTERO GAITAN LUCIANO              JUBILACION TOTAL CARGO EMPRESA   443.313
44  AVA  3.700.043 BRAVO MONTA|O MIGUEL ANGEL         JUBILACION TOTAL CARGO EMPRESA   363.088
45  AVA     60.319 BUITRAGO GUERRERO LUIS HERNANDO    JUBILACION TOTAL CARGO EMPRESA   611.730
46  AVA  3.701.261 BUITRAGO MEDINA MELQUIADES ENRIQUE JUBILACION TOTAL CARGO EMPRESA   363.088
47  AVA  5.017.526 BUSTAMANTE DAZA LUIS GUILLERMO     JUBILACION TOTAL CARGO EMPRESA   509.819
48  AVA  1.792.251 BUSTOS JULIO CESAR                 JUBILACION TOTAL CARGO EMPRESA   367.899
49  AVA    809.035 CABARCAS OBREDOR WALTER RAFAEL     JUBILACION TOTAL CARGO EMPRESA   926.247
50  AVA     77.457 CACERES ESTUPINAN JUNIO JOAQUIN    JUBILACION TOTAL CARGO EMPRESA   923.736
51  AVA    810.181 CADENA REY CHRISTIAN               JUBILACION TOTAL CARGO EMPRESA   611.275
52  AVA  7.398.698 CAICEDO CUADROS MARIO              JUBILACION TOTAL CARGO EMPRESA   977.016
53  AVA  2.228.336 CAICEDO MONDRAGON CAMILO           JUBILACION TOTAL CARGO EMPRESA   938.352
54  AVA  2.400.141 CAICEDO MORENO FERNANDO            JUBILACION TOTAL CARGO EMPRESA   400.594
55  AVA    812.876 CALVO LUQUE RAUL ARMANDO           JUBILACION TOTAL CARGO EMPRESA   936.119
56  AVA    810.422 CAMACHO CHARRIS PRIMO GENEROSO     JUBILACION TOTAL CARGO EMPRESA   627.790
57  AVA  3.284.264 CAMEJO GUTIERREZ ARTURO            JUBILACION TOTAL CARGO EMPRESA 1.294.692
58  AVA 17.017.941 CAMELO MELO JOSE PASCUAL           JUBILACION TOTAL CARGO EMPRESA   349.119
59  AVA  3.685.861 CAMERANO MERINO MOISES             JUBILACION TOTAL CARGO EMPRESA   363.088
60  AVA 28.097.638 CANO LOPEZ MARIA ESPERANZA         JUBILACION TOTAL CARGO EMPRESA   406.653
61  AVA    883.097 CANTILLO MOLINA ANTONIO            JUBILACION TOTAL CARGO EMPRESA   562.519
62  AVA  3.683.399 CAPELL MENDOZA ADOLFO              JUBILACION TOTAL CARGO EMPRESA   332.000
63  AVA    810.464 CARBONELL CERPA JOSE MARIA         JUBILACION TOTAL CARGO EMPRESA 1.093.517
64  AVA    867.743 CARDENAS LARA MANUEL SALVADOR      JUBILACION TOTAL CARGO EMPRESA   363.088
65  AVA    869.314 CARDOZO RODRIGUEZ EDILBERTO        JUBILACION TOTAL CARGO EMPRESA   682.887
66  AVA    846.121 CARPINTERO GONZALEZ FIDEL          JUBILACION TOTAL CARGO EMPRESA   332.000
67  AVA 27.757.859 CASADIEGOS VDA DE AR NINFA         JUBILACION TOTAL CARGO EMPRESA   363.088
68  AVA     77.208 CASTANEDA HERNANDEZ LUIS ENRIQUE   JUBILACION TOTAL CARGO EMPRESA   363.088
69  AVA 22.680.401 CEPEDA MARQUEZ VIOLA               JUBILACION TOTAL CARGO EMPRESA   363.088
70  AVA    867.806 CASTELLANOS PABA MAURICIO ENRIQUE  JUBILACION TOTAL CARGO EMPRESA   694.566
71  AVA     62.201 CASTIBLANCO MENJURA PEDRO JOAQUIN  JUBILACION TOTAL CARGO EMPRESA   363.088
72  AVA 17.049.787 CATOLICO LOPEZ PEDRO MARIA         JUBILACION TOTAL CARGO EMPRESA   332.000
73  AVA    829.303 CENA PEREA FELIPE SANTIAGO         JUBILACION TOTAL CARGO EMPRESA   363.079
74  AVA  3.687.177 CERVANTES DUNCCAN ERASMO           JUBILACION TOTAL CARGO EMPRESA   542.561
75  AVA    804.447 CERVANTES LUGO ABEL AUGUSTO        JUBILACION TOTAL CARGO EMPRESA   363.088
76  AVA  3.686.248 CONDE ESTRADA GONZALO              JUBILACION TOTAL CARGO EMPRESA   363.088
77  AVA 22.328.916 CONSUEGRA KOPROWSKI TERESA         JUBILACION TOTAL CARGO EMPRESA   363.088
78  AVA 20.051.664 ALVAREZ DE CONVERS LUCY            JUBILACION TOTAL CARGO EMPRESA   363.088
79  AVA  3.676.700 CORREA CORBACHO CAMPO ELIAS        JUBILACION TOTAL CARGO EMPRESA   334.338
80  AVA  3.707.631 CUBILLOS ESCORCIA ISIDRO ANTONIO   JUBILACION TOTAL CARGO EMPRESA   454.587

                                                                       SUPERVIVENCIA AUXILIO FUNERARIO
NO. EMP   CEDULA             NOMBRE                   JUBILACION TOTAL     TOTAL         TOTAL
--- ---   ------             ------                   ----------------     -----         -----
 1  AVA  3.344.323 ACEVEDO VALLEJO JORGE MARIO           41.618.404      18.205.904       1.172.712
 2  AVA  3.696.885 ANILLO TAMARA CESAR AUGUSTO           12.203.090       9.344.096       1.685.029
 3  AVA  3.705.490 ACOSTA LOPEZ JOAQUIN PABLO            21.802.262      13.894.717       1.506.179
 4  AVA 33.166.044 ACOSTA MONTERROSA GLADYS ELVIRA       62.102.824       7.014.342         732.301
 5  AVA    812.081 ACOSTA MONSALVO PEDRO                 43.040.548      24.975.690       1.420.675
 6  AVA     77.234 ACOSTA MATIZ ROGELIO                  34.975.232      23.716.070       1.563.491
 7  AVA     20.664 ACOSTA MONCADA GILBERTO               38.495.872      17.914.210       1.225.021
 8  AVA    824.322 ACOSTA SUAREZ WALBERTO                88.824.576      37.652.252       1.146.262
 9  AVA 20.187.063 AGUDELO DE SAINSBURY BLANCA           38.835.532       7.347.341       1.321.653
10  AVA  5.017.527 AGUDELO POSADA FRANCISCO              36.956.180      17.725.388       1.250.806
11  AVA  7.398.582 ALBORNOZ BELTRAN JAIME                83.215.936      44.667.144       1.350.551
12  AVA    810.883 ALONSO ORTEGA FRANCISCO               28.607.822      16.185.237       1.397.812
13  AVA  3.684.986 ALTAMAR CAMARGO HERNANDO              58.329.988      29.659.758       1.301.449
14  AVA    911.708 ANAYA MERCADO JOSE RAFAEL             50.025.880      24.716.086       1.276.305
15  AVA  2.034.087 AMAYA TRILLOS NESTOR                  40.209.820      24.489.522       1.464.655
16  AVA    156.890 ARANGO CALLE ALBERTO                  55.547.276      32.233.126       1.420.675
17  AVA  2.850.002 ARANGO CALDERON JONAS DE JESUS       172.947.744      90.409.120       1.545.857
18  AVA 17.015.389 ARANGO ESPINOSA LUIS ALFONSO          26.455.466      17.585.406       1.545.065
19  AVA     60.107 ARDILA GAITAN JORGE ENRIQUE           44.332.324      27.631.090       1.485.741
20  AVA    810.329 ARENAS GARZON TITO                    33.791.948      16.207.720       1.250.806
21  AVA  1.199.056 ARIAS CARVAJAL MARCO TULIO            31.205.190      16.312.639       1.326.210
22  AVA  2.020.759 ARIAS PARIS GUILLERMO                 85.116.464      51.839.616       1.464.655
23  AVA    156.844 ARIZA LANDAZABAL EMILIANO             38.495.872      17.914.210       1.225.021
24  AVA    810.954 ARRIETA ARRIETA RAFAEL                85.408.744      39.745.304       1.225.021
25  AVA    810.531 ASMAR AREVALO ARTURO                  29.046.524      18.103.880       1.485.741
26  AVA  2.425.897 ASTAIZA LUIS BERNARDO                 46.804.256      23.124.394       1.276.305
27  AVA  3.706.930 AUQUE LARA FRANCISCO                  32.453.498      16.965.196       1.326.210
28  AVA    810.318 BADILLO PADILLA FERNANDO CLAUDIO      44.855.768      25.377.718       1.397.812
29  AVA  3.686.521 BARBOSA BERNAL ARMANDO ANTONIO        25.481.618      15.154.574       1.442.965
30  AVA    810.352 BARRIOS CUELLO RAFAEL ENRIQUE         40.048.612      18.074.846       1.199.001
31  AVA    869.959 BARRIOS MONTERO JULIO                 75.588.416      36.254.672       1.250.806
32  AVA     77.614 BARRIOS PEDROZA VICTOR                36.642.076      21.262.766       1.420.675
33  AVA  3.709.937 BARRIOS SERRANO ANTONIO               32.453.498      16.965.196       1.326.210
34  AVA    867.809 BARROS SIERRA PEDRO ANTONIO           92.690.152      41.833.164       1.199.001
35  AVA    816.668 BARRUE CERQUERA ALFONSO               78.147.944      40.852.152       1.326.210
36  AVA    811.078 BAYUELO BARRIOS VALERIO               41.514.212      18.160.324       1.172.712
37  AVA     16.721 BELTRAN GORDILLO LUIS EDUARDO         42.011.392      24.985.254       1.442.965
38  AVA  5.194.002 BENAVIDES DAVID JEREMIAS              31.205.190      16.312.639       1.326.210
39  AVA    810.321 BENEDETTI GOMEZ CARLOS                38.495.872      17.914.210       1.225.021
40  AVA 22.289.374 BENITEZ FAJARDO ELVIRA                48.673.868       7.736.219       1.054.575
41  AVA     30.190 BERNAL MORALES PEDRO ELIAS
42  AVA      3.883 BLASCKE RAMIREZ AUGUSTO               26.659.700      16.616.241       1.485.741
43  AVA     77.295 BOTERO GAITAN LUCIANO                 23.667.980      15.732.515       1.545.065
44  AVA  3.700.043 BRAVO MONTA|O MIGUEL ANGEL            32.453.498      16.965.196       1.326.210
45  AVA     60.319 BUITRAGO GUERRERO LUIS HERNANDO       30.805.712      20.888.794       1.563.491
46  AVA  3.701.261 BUITRAGO MEDINA MELQUIADES ENRIQUE    35.433.536      17.506.504       1.276.305
47  AVA  5.017.526 BUSTAMANTE DAZA LUIS GUILLERMO        37.648.156      21.846.578       1.420.675
48  AVA  1.792.251 BUSTOS JULIO CESAR                    24.506.906      14.925.767       1.464.655
49  AVA    809.035 CABARCAS OBREDOR WALTER RAFAEL       118.307.280      47.065.328       1.093.050
50  AVA     77.457 CACERES ESTUPINAN JUNIO JOAQUIN       75.239.104      41.476.612       1.374.434
51  AVA    810.181 CADENA REY CHRISTIAN                  42.899.448      25.513.408       1.442.965
52  AVA  7.398.698 CAICEDO CUADROS MARIO                 79.578.808      43.868.932       1.374.434
53  AVA  2.228.336 CAICEDO MONDRAGON CAMILO              65.853.808      39.164.956       1.442.965
54  AVA  2.400.141 CAICEDO MORENO FERNANDO               45.918.612      20.087.020       1.172.712
55  AVA    812.876 CALVO LUQUE RAUL ARMANDO              99.250.640      46.186.692       1.225.021
56  AVA    810.422 CAMACHO CHARRIS PRIMO GENEROSO        69.246.960      31.252.720       1.199.001
57  AVA  3.284.264 CAMEJO GUTIERREZ ARTURO              120.994.192      61.523.384       1.301.449
58  AVA 17.017.941 CAMELO MELO JOSE PASCUAL              55.276.164      17.404.900         906.970
59  AVA  3.685.861 CAMERANO MERINO MOISES                33.932.036      17.253.836       1.301.449
60  AVA 28.097.638 CANO LOPEZ MARIA ESPERANZA            92.180.256       7.260.196         491.371
61  AVA    883.097 CANTILLO MOLINA ANTONIO               33.629.624      21.432.370       1.506.179
62  AVA  3.683.399 CAPELL MENDOZA ADOLFO                 46.795.184      16.876.514       1.012.656
63  AVA    810.464 CARBONELL CERPA JOSE MARIA            93.363.016      50.113.708       1.350.551
64  AVA    867.743 CARDENAS LARA MANUEL SALVADOR         32.453.498      16.965.196       1.326.210
65  AVA    869.314 CARDOZO RODRIGUEZ EDILBERTO           36.458.564      24.234.638       1.545.065
66  AVA    846.121 CARPINTERO GONZALEZ FIDEL             43.635.992      17.088.332       1.070.515
67  AVA 27.757.859 CASADIEGOS VDA DE AR NINFA            20.431.498       4.284.488       1.527.537
68  AVA     77.208 CASTANEDA HERNANDEZ LUIS ENRIQUE      38.495.872      17.914.210       1.225.021
69  AVA 22.680.401 CEPEDA MARQUEZ VIOLA                  38.953.572       6.923.260       1.217.356
70  AVA    867.806 CASTELLANOS PABA MAURICIO ENRIQUE     48.744.836      28.989.808       1.442.965
71  AVA     62.201 CASTIBLANCO MENJURA PEDRO JOAQUIN     41.619.436      18.206.352       1.172.712
72  AVA 17.049.787 CATOLICO LOPEZ PEDRO MARIA            48.244.920      16.838.418         986.104
73  AVA    829.303 CENA PEREA FELIPE SANTIAGO            32.452.694      16.964.776       1.326.210
74  AVA  3.687.177 CERVANTES DUNCCAN ERASMO              74.100.184      27.598.640       1.039.255
75  AVA    804.447 CERVANTES LUGO ABEL AUGUSTO           44.786.024      18.391.764       1.119.683
76  AVA  3.686.248 CONDE ESTRADA GONZALO                 41.619.436      18.206.352       1.172.712
77  AVA 22.328.916 CONSUEGRA KOPROWSKI TERESA            42.203.304       7.215.392       1.162.934
78  AVA 20.051.664 ALVAREZ DE CONVERS LUCY               26.906.456       5.363.856       1.419.104
79  AVA  3.676.700 CORREA CORBACHO CAMPO ELIAS           31.245.234      15.887.644       1.301.449
80  AVA  3.707.631 CUBILLOS ESCORCIA ISIDRO ANTONIO      33.569.488      19.479.798       1.420.675

                                                                                                    AUXILIO
                                                                           JUBILACION SUPERVIVENCIA FUNERARIO RESERVA     JUBILACION
NO. EMP    CEDULA             NOMBRE                        RESERVA TOTAL     I.S.S.     I.S.S.       I.S.S.   I.S.S.       EMPRESA
--- ---    ------             ------                        -------------     ------     ------       ------   ------       -------
 1  AVA   3.344.323  ACEVEDO VALLEJO JORGE MARIO              60.997.020        -         -             -        -        41.618.404
 2  AVA   3.696.885  ANILLO TAMARA CESAR AUGUSTO              23.232.215        -         -             -        -        12.203.090
 3  AVA   3.705.490  ACOSTA LOPEZ JOAQUIN PABLO               37.203.158        -         -             -        -        21.802.262
 4  AVA  33.166.044  ACOSTA MONTERROSA GLADYS ELVIRA          69.849.467        -         -             -        -        62.102.824
 5  AVA     812.081  ACOSTA MONSALVO PEDRO                    69.436.913        -         -             -        -        43.040.548
 6  AVA      77.234  ACOSTA MATIZ ROGELIO                     60.254.793        -         -             -        -        34.975.232
 7  AVA      20.664  ACOSTA MONCADA GILBERTO                  57.635.103        -         -             -        -        38.495.872
 8  AVA     824.322  ACOSTA SUAREZ WALBERTO                  127.623.090        -         -             -        -        88.824.576
 9  AVA  20.187.063  AGUDELO DE SAINSBURY BLANCA              47.504.526        -         -             -        -        38.835.532
10  AVA   5.017.527  AGUDELO POSADA FRANCISCO                 55.932.374        -         -             -        -        36.956.180
11  AVA   7.398.582  ALBORNOZ BELTRAN JAIME                  129.233.631        -         -             -        -        83.215.936
12  AVA     810.883  ALONSO ORTEGA FRANCISCO                  46.190.871        -         -             -        -        28.607.822
13  AVA   3.684.986  ALTAMAR CAMARGO HERNANDO                 89.291.195        -         -             -        -        58.329.988
14  AVA     911.708  ANAYA MERCADO JOSE RAFAEL                76.018.271        -         -             -        -        50.025.880
15  AVA   2.034.087  AMAYA TRILLOS NESTOR                     66.163.997        -         -             -        -        40.209.820
16  AVA     156.890  ARANGO CALLE ALBERTO                     89.201.077        -         -             -        -        55.547.276
17  AVA   2.850.002  ARANGO CALDERON JONAS DE JESUS          264.902.721        -         -             -        -       172.947.744
18  AVA  17.015.389  ARANGO ESPINOSA LUIS ALFONSO             45.585.937        -         -             -        -        26.455.466
19  AVA      60.107  ARDILA GAITAN JORGE ENRIQUE              73.449.155        -         -             -        -        44.332.324
20  AVA     810.329  ARENAS GARZON TITO                       51.250.474        -         -             -        -        33.791.948
21  AVA   1.199.056  ARIAS CARVAJAL MARCO TULIO               48.844.039        -         -             -        -        31.205.190
22  AVA   2.020.759  ARIAS PARIS GUILLERMO                   138.420.735        -         -             -        -        85.116.464
23  AVA     156.844  ARIZA LANDAZABAL EMILIANO                57.635.103        -         -             -        -        38.495.872
24  AVA     810.954  ARRIETA ARRIETA RAFAEL                  126.379.069        -         -             -        -        85.408.744
25  AVA     810.531  ASMAR AREVALO ARTURO                     48.636.145        -         -             -        -        29.046.524
26  AVA   2.425.897  ASTAIZA LUIS BERNARDO                    71.204.955        -         -             -        -        46.804.256
27  AVA   3.706.930  AUQUE LARA FRANCISCO                     50.744.904        -         -             -        -        32.453.498
28  AVA     810.318  BADILLO PADILLA FERNANDO CLAUDIO         71.631.298        -         -             -        -        44.855.768
29  AVA   3.686.521  BARBOSA BERNAL ARMANDO ANTONIO           42.079.157        -         -             -        -        25.481.618
30  AVA     810.352  BARRIOS CUELLO RAFAEL ENRIQUE            59.322.459        -         -             -        -        40.048.612
31  AVA     869.959  BARRIOS MONTERO JULIO                   113.093.894        -         -             -        -        75.588.416
32  AVA      77.614  BARRIOS PEDROZA VICTOR                   59.325.517        -         -             -        -        36.642.076
33  AVA   3.709.937  BARRIOS SERRANO ANTONIO                  50.744.904        -         -             -        -        32.453.498
34  AVA     867.809  BARROS SIERRA PEDRO ANTONIO             135.722.317        -         -             -        -        92.690.152
35  AVA     816.668  BARRUE CERQUERA ALFONSO                 120.326.306        -         -             -        -        78.147.944
36  AVA     811.078  BAYUELO BARRIOS VALERIO                  60.847.248        -         -             -        -        41.514.212
37  AVA      16.721  BELTRAN GORDILLO LUIS EDUARDO            68.439.611        -         -             -        -        42.011.392
38  AVA   5.194.002  BENAVIDES DAVID JEREMIAS                 48.844.039        -         -             -        -        31.205.190
39  AVA     810.321  BENEDETTI GOMEZ CARLOS                   57.635.103        -         -             -        -        38.495.872
40  AVA  22.289.374  BENITEZ FAJARDO ELVIRA                   57.464.662        -         -             -        -        48.673.868
41  AVA      30.190  BERNAL MORALES PEDRO ELIAS
42  AVA       3.883  BLASCKE RAMIREZ AUGUSTO                  44.761.682        -         -             -        -        26.659.700
43  AVA      77.295  BOTERO GAITAN LUCIANO                    40.945.560        -         -             -        -        23.667.980
44  AVA   3.700.043  BRAVO MONTA|O MIGUEL ANGEL               50.744.904        -         -             -        -        32.453.498
45  AVA      60.319  BUITRAGO GUERRERO LUIS HERNANDO          53.257.997        -         -             -        -        30.805.712
46  AVA   3.701.261  BUITRAGO MEDINA MELQUIADES ENRIQUE       54.216.345        -         -             -        -        35.433.536
47  AVA   5.017.526  BUSTAMANTE DAZA LUIS GUILLERMO           60.915.409        -         -             -        -        37.648.156
48  AVA   1.792.251  BUSTOS JULIO CESAR                       40.897.328        -         -             -        -        24.506.906
49  AVA     809.035  CABARCAS OBREDOR WALTER RAFAEL          166.465.658        -         -             -        -       118.307.280
50  AVA      77.457  CACERES ESTUPINAN JUNIO JOAQUIN         118.090.150        -         -             -        -        75.239.104
51  AVA     810.181  CADENA REY CHRISTIAN                     69.855.821        -         -             -        -        42.899.448
52  AVA   7.398.698  CAICEDO CUADROS MARIO                   124.822.174        -         -             -        -        79.578.808
53  AVA   2.228.336  CAICEDO MONDRAGON CAMILO                106.461.729        -         -             -        -        65.853.808
54  AVA   2.400.141  CAICEDO MORENO FERNANDO                  67.178.344        -         -             -        -        45.918.612
55  AVA     812.876  CALVO LUQUE RAUL ARMANDO                146.662.353        -         -             -        -        99.250.640
56  AVA     810.422  CAMACHO CHARRIS PRIMO GENEROSO          101.698.681        -         -             -        -        69.246.960
57  AVA   3.284.264  CAMEJO GUTIERREZ ARTURO                 183.819.025        -         -             -        -       120.994.192
58  AVA  17.017.941  CAMELO MELO JOSE PASCUAL                 73.588.034        -         -             -        -        55.276.164
59  AVA   3.685.861  CAMERANO MERINO MOISES                   52.487.321        -         -             -        -        33.932.036
60  AVA  28.097.638  CANO LOPEZ MARIA ESPERANZA               99.931.823        -         -             -        -        92.180.256
61  AVA     883.097  CANTILLO MOLINA ANTONIO                  56.568.173        -         -             -        -        33.629.624
62  AVA   3.683.399  CAPELL MENDOZA ADOLFO                    64.684.354        -         -             -        -        46.795.184
63  AVA     810.464  CARBONELL CERPA JOSE MARIA              144.827.275        -         -             -        -        93.363.016
64  AVA     867.743  CARDENAS LARA MANUEL SALVADOR            50.744.904        -         -             -        -        32.453.498
65  AVA     869.314  CARDOZO RODRIGUEZ EDILBERTO              62.238.267        -         -             -        -        36.458.564
66  AVA     846.121  CARPINTERO GONZALEZ FIDEL                61.794.839        -         -             -        -        43.635.992
67  AVA  27.757.859  CASADIEGOS VDA DE AR NINFA               26.243.523        -         -             -        -        20.431.498
68  AVA      77.208  CASTANEDA HERNANDEZ LUIS ENRIQUE         57.635.103        -         -             -        -        38.495.872
69  AVA  22.680.401  CEPEDA MARQUEZ VIOLA                     47.094.188        -         -             -        -        38.953.572
70  AVA     867.806  CASTELLANOS PABA MAURICIO ENRIQUE        79.177.609        -         -             -        -        48.744.836
71  AVA      62.201  CASTIBLANCO MENJURA PEDRO JOAQUIN        60.998.500        -         -             -        -        41.619.436
72  AVA  17.049.787  CATOLICO LOPEZ PEDRO MARIA               66.069.442        -         -             -        -        48.244.920
73  AVA     829.303  CENA PEREA FELIPE SANTIAGO               50.743.680        -         -             -        -        32.452.694
74  AVA   3.687.177  CERVANTES DUNCCAN ERASMO                102.738.079        -         -             -        -        74.100.184
75  AVA     804.447  CERVANTES LUGO ABEL AUGUSTO              64.297.471        -         -             -        -        44.786.024
76  AVA   3.686.248  CONDE ESTRADA GONZALO                    60.998.500        -         -             -        -        41.619.436
77  AVA  22.328.916  CONSUEGRA KOPROWSKI TERESA               50.581.630        -         -             -        -        42.203.304
78  AVA  20.051.664  ALVAREZ DE CONVERS LUCY                  33.689.416        -         -             -        -        26.906.456
79  AVA   3.676.700  CORREA CORBACHO CAMPO ELIAS              48.434.327        -         -             -        -        31.245.234
80  AVA   3.707.631  CUBILLOS ESCORCIA ISIDRO ANTONIO         54.469.961        -         -             -        -        33.569.488

                                                                           AUXILIO
                                                          SUPERVIVENCIA   FUNERARIO    RESERVA      MESADA   RESERVA EMPRESA
NO. EMP    CEDULA             NOMBRE                         EMPRESA       EMPRESA     EMPRESA     MAYO 2004     MAYO/04
--- ---    ------             ------                         -------       -------     -------     ---------     -------
 1  AVA   3.344.323  ACEVEDO VALLEJO JORGE MARIO            18.205.904    1.172.712   60.997.020     386.643    62.640.263
 2  AVA   3.696.885  ANILLO TAMARA CESAR AUGUSTO             9.344.096    1.685.029   23.232.215     427.890    23.342.539
 3  AVA   3.705.490  ACOSTA LOPEZ JOAQUIN PABLO             13.894.717    1.506.179   37.203.158     388.352    37.721.125
 4  AVA  33.166.044  ACOSTA MONTERROSA GLADYS ELVIRA         7.014.342      732.301   69.849.467     358.000    73.130.328
 5  AVA     812.081  ACOSTA MONSALVO PEDRO                  24.975.690    1.420.675   69.436.913     620.667    70.623.694
 6  AVA      77.234  ACOSTA MATIZ ROGELIO                   23.716.070    1.563.491   60.254.793     739.602    60.846.897
 7  AVA      20.664  ACOSTA MONCADA GILBERTO                17.914.210    1.225.021   57.635.103     386.652    59.092.675
 8  AVA     824.322  ACOSTA SUAREZ WALBERTO                 37.652.252    1.146.262  127.623.090     795.027   131.100.265
 9  AVA  20.187.063  AGUDELO DE SAINSBURY BLANCA             7.347.341    1.321.653   47.504.526     458.841    48.239.018
10  AVA   5.017.527  AGUDELO POSADA FRANCISCO               17.725.388    1.250.806   55.932.374     386.652    57.296.716
11  AVA   7.398.582  ALBORNOZ BELTRAN JAIME                 44.667.144    1.350.551  129.233.631   1.037.925   131.776.731
12  AVA     810.883  ALONSO ORTEGA FRANCISCO                16.185.237    1.397.812   46.190.871     392.552    47.053.828
13  AVA   3.684.986  ALTAMAR CAMARGO HERNANDO               29.659.758    1.301.449   89.291.195     664.665    91.243.682
14  AVA     911.708  ANAYA MERCADO JOSE RAFAEL              24.716.086    1.276.305   76.018.271     545.885    77.773.127
15  AVA   2.034.087  AMAYA TRILLOS NESTOR                   24.489.522    1.464.655   66.163.997     642.808    67.158.841
16  AVA     156.890  ARANGO CALLE ALBERTO                   32.233.126    1.420.675   89.201.077     801.021    90.703.263
17  AVA   2.850.002  ARANGO CALDERON JONAS DE JESUS         90.409.120    1.545.857  264.902.721   2.060.507   270.244.978
18  AVA  17.015.389  ARANGO ESPINOSA LUIS ALFONSO           17.585.406    1.545.065   45.585.937     527.684    46.104.802
19  AVA      60.107  ARDILA GAITAN JORGE ENRIQUE            27.631.090    1.485.741   73.449.155     747.634    74.466.306
20  AVA     810.329  ARENAS GARZON TITO                     16.207.720    1.250.806   51.250.474     358.000    53.150.535
21  AVA   1.199.056  ARIAS CARVAJAL MARCO TULIO             16.312.639    1.326.210   48.844.039     371.780    49.887.939
22  AVA   2.020.759  ARIAS PARIS GUILLERMO                  51.839.616    1.464.655  138.420.735   1.360.701   140.411.393
23  AVA     156.844  ARIZA LANDAZABAL EMILIANO              17.914.210    1.225.021   57.635.103     386.652    59.092.675
24  AVA     810.954  ARRIETA ARRIETA RAFAEL                 39.745.304    1.225.021  126.379.069     857.845   129.499.835
25  AVA     810.531  ASMAR AREVALO ARTURO                   18.103.880    1.485.741   48.636.145     489.850    49.338.448
26  AVA   2.425.897  ASTAIZA LUIS BERNARDO                  23.124.394    1.276.305   71.204.955     510.730    72.852.872
27  AVA   3.706.930  AUQUE LARA FRANCISCO                   16.965.196    1.326.210   50.744.904     386.652    51.826.606
28  AVA     810.318  BADILLO PADILLA FERNANDO CLAUDIO       25.377.718    1.397.812   71.631.298     615.504    72.927.224
29  AVA   3.686.521  BARBOSA BERNAL ARMANDO ANTONIO         15.154.574    1.442.965   42.079.157     386.652    42.786.054
30  AVA     810.352  BARRIOS CUELLO RAFAEL ENRIQUE          18.074.846    1.199.001   59.322.459     386.643    60.873.140
31  AVA     869.959  BARRIOS MONTERO JULIO                  36.254.672    1.250.806  113.093.894     790.841   115.786.206
32  AVA      77.614  BARRIOS PEDROZA VICTOR                 21.262.766    1.420.675   59.325.517     528.398    60.351.001
33  AVA   3.709.937  BARRIOS SERRANO ANTONIO                16.965.196    1.326.210   50.744.904     386.652    51.826.606
34  AVA     867.809  BARROS SIERRA PEDRO ANTONIO            41.833.164    1.199.001  135.722.317     894.862   139.190.879
35  AVA     816.668  BARRUE CERQUERA ALFONSO                40.852.152    1.326.210  120.326.306     931.058   122.793.644
36  AVA     811.078  BAYUELO BARRIOS VALERIO                18.160.324    1.172.712   60.847.248     385.675    62.486.600
37  AVA      16.721  BELTRAN GORDILLO LUIS EDUARDO          24.985.254    1.442.965   68.439.611     637.472    69.538.776
38  AVA   5.194.002  BENAVIDES DAVID JEREMIAS               16.312.639    1.326.210   48.844.039     371.780    49.887.939
39  AVA     810.321  BENEDETTI GOMEZ CARLOS                 17.914.210    1.225.021   57.635.103     386.652    59.092.675
40  AVA  22.289.374  BENITEZ FAJARDO ELVIRA                  7.736.219    1.054.575   57.464.662     386.652    58.913.167
41  AVA      30.190  BERNAL MORALES PEDRO ELIAS                                                      393.976    54.653.461
42  AVA       3.883  BLASCKE RAMIREZ AUGUSTO                16.616.241    1.485.741   44.761.682     449.598    45.414.828
43  AVA      77.295  BOTERO GAITAN LUCIANO                  15.732.515    1.545.065   40.945.560     472.084    41.420.858
44  AVA   3.700.043  BRAVO MONTA|O MIGUEL ANGEL             16.965.196    1.326.210   50.744.904     386.652    51.826.606
45  AVA      60.319  BUITRAGO GUERRERO LUIS HERNANDO        20.888.794    1.563.491   53.257.997     651.431    53.792.143
46  AVA   3.701.261  BUITRAGO MEDINA MELQUIADES ENRIQUE     17.506.504    1.276.305   54.216.345     386.652    55.487.058
47  AVA   5.017.526  BUSTAMANTE DAZA LUIS GUILLERMO         21.846.578    1.420.675   60.915.409     542.906    61.966.242
48  AVA   1.792.251  BUSTOS JULIO CESAR                     14.925.767    1.464.655   40.897.328     391.776    41.543.973
49  AVA     809.035  CABARCAS OBREDOR WALTER RAFAEL         47.065.328    1.093.050  166.465.658     986.360   171.241.496
50  AVA      77.457  CACERES ESTUPINAN JUNIO JOAQUIN        41.476.612    1.374.434  118.090.150     983.687   120.300.096
51  AVA     810.181  CADENA REY CHRISTIAN                   25.513.408    1.442.965   69.855.821     650.947    70.976.029
52  AVA   7.398.698  CAICEDO CUADROS MARIO                  43.868.932    1.374.434  124.822.174   1.040.424   127.153.733
53  AVA   2.228.336  CAICEDO MONDRAGON CAMILO               39.164.956    1.442.965  106.461.729     999.251   108.126.492
54  AVA   2.400.141  CAICEDO MORENO FERNANDO                20.087.020    1.172.712   67.178.344     426.593    68.982.096
55  AVA     812.876  CALVO LUQUE RAUL ARMANDO               46.186.692    1.225.021  146.662.353     996.873   150.273.838
56  AVA     810.422  CAMACHO CHARRIS PRIMO GENEROSO         31.252.720    1.199.001  101.698.681     668.534   104.313.208
57  AVA   3.284.264  CAMEJO GUTIERREZ ARTURO                61.523.384    1.301.449  183.819.025   1.378.718   187.765.361
58  AVA  17.017.941  CAMELO MELO JOSE PASCUAL               17.404.900      906.970   73.588.034     371.777    76.099.720
59  AVA   3.685.861  CAMERANO MERINO MOISES                 17.253.836    1.301.449   52.487.321     386.652    53.663.448
60  AVA  28.097.638  CANO LOPEZ MARIA ESPERANZA              7.260.196      491.371   99.931.823     433.045   103.915.597
61  AVA     883.097  CANTILLO MOLINA ANTONIO                21.432.370    1.506.179   56.568.173     599.027    57.310.450
62  AVA   3.683.399  CAPELL MENDOZA ADOLFO                  16.876.514    1.012.656   64.684.354     358.000    67.539.797
63  AVA     810.464  CARBONELL CERPA JOSE MARIA             50.113.708    1.350.551  144.827.275   1.164.486   147.668.405
64  AVA     867.743  CARDENAS LARA MANUEL SALVADOR          16.965.196    1.326.210   50.744.904     386.652    51.826.606
65  AVA     869.314  CARDOZO RODRIGUEZ EDILBERTO            24.234.638    1.545.065   62.238.267     727.206    62.913.244
66  AVA     846.121  CARPINTERO GONZALEZ FIDEL              17.088.332    1.070.515   61.794.839     358.000    64.461.575
67  AVA  27.757.859  CASADIEGOS VDA DE AR NINFA              4.284.488    1.527.537   26.243.523     386.652    26.446.864
68  AVA      77.208  CASTANEDA HERNANDEZ LUIS ENRIQUE       17.914.210    1.225.021   57.635.103     386.652    59.092.675
69  AVA  22.680.401  CEPEDA MARQUEZ VIOLA                    6.923.260    1.217.356   47.094.188     386.652    48.016.625
70  AVA     867.806  CASTELLANOS PABA MAURICIO ENRIQUE      28.989.808    1.442.965   79.177.609     739.643    80.436.436
71  AVA      62.201  CASTIBLANCO MENJURA PEDRO JOAQUIN      18.206.352    1.172.712   60.998.500     386.652    62.641.691
72  AVA  17.049.787  CATOLICO LOPEZ PEDRO MARIA             16.838.418      986.104   66.069.442     358.000    69.034.291
73  AVA     829.303  CENA PEREA FELIPE SANTIAGO             16.964.776    1.326.210   50.743.680     386.643    51.825.432
74  AVA   3.687.177  CERVANTES DUNCCAN ERASMO               27.598.640    1.039.255  102.738.079     577.773   105.807.447
75  AVA     804.447  CERVANTES LUGO ABEL AUGUSTO            18.391.764    1.119.683   64.297.471     386.652    66.127.826
76  AVA   3.686.248  CONDE ESTRADA GONZALO                  18.206.352    1.172.712   60.998.500     386.652    62.641.691
77  AVA  22.328.916  CONSUEGRA KOPROWSKI TERESA              7.215.392    1.162.934   50.581.630     386.652    51.656.363
78  AVA  20.051.664  ALVAREZ DE CONVERS LUCY                 5.363.856    1.419.104   33.689.416     386.652    34.094.075
79  AVA   3.676.700  CORREA CORBACHO CAMPO ELIAS            15.887.644    1.301.449   48.434.327     356.037    49.525.081
80  AVA   3.707.631  CUBILLOS ESCORCIA ISIDRO ANTONIO       19.479.798    1.420.675   54.469.961     484.090    55.418.006

 81  AVA      830.244   CUBILLOS ESCORCIA NAPOLEON           248894   100   1   Casado(a)      73   0   11/10/1930   16/01/1963
 82  AVA      806.398   CURE SALUM LUIS ELIAS                255117   100   1   Casado(a)      72   0   21/06/1932   21/12/1950
 83  AVA      810.637   CHALARCA CASTANO MARCO ANTONIO       257014   100   1   Casado(a)      80   0   15/04/1924   19/05/1947
 84  AVA    5.389.042   CHAPARRO GRAZZ GUSTAVO               257692   100   1   Casado(a)      73   0   08/09/1930   01/11/1964
 85  AVA      126.375   CHISCO EDUARDO                       262625   100   1   Casado(a)      77   0   10/08/1926   09/02/1945
 86  AVA      810.896   CHOVIL RUIDIAZ MARIO MANUEL          262964   100   1   Casado(a)      72   0   17/05/1932   16/11/1952
 87  AVA      810.917   D FARNESIO MURILL GUILLERMO          263303   100   1   Casado(a)      75   0   10/06/1929   20/01/1948
 88  AVA      867.784   DE ALBA OROZCO JUAN AURELIO          267724   100   1   Casado(a)      82   0   28/09/1921   27/07/1952
 89  AVA      810.325   DE CASTRO CAYON EDGARDO RAFAEL       268914   100   1   Casado(a)      81   0   22/06/1923   01/02/1952
 90  AVA      811.528   DE CASTRO DE CASTRO REGULO JOSE      268936   100   1   Casado(a)      85   0   22/08/1918   31/12/1936
 91  AVA       31.002   DE FRANCISCO QUINTAN AGUSTIN         269430   100   1   Viudo(a)       84   0   28/12/1919   01/08/1940
 92  AVA      810.194   DE LA CRUZ MORALES SANTANDER         270443   100   1   Soltero(a)     75   0   20/07/1928   20/02/1950
 93  AVA      803.468   DE LA HOZ ORELLANO LUIS EDUARDO      272996   100   1   Casado(a)      73   0   19/12/1930   23/03/1950
 94  AVA      810.211   DE LA HOZ VARGAS MIGUEL              273840   100   1   Viudo(a)       72   0   06/12/1931   01/03/1950
 95  AVA      808.784   DE LA HOZ SANDOVAL DIOSTENES         274643   100   1   Casado(a)      73   0   02/10/1930   16/11/1951
 96  AVA      870.839   DE LA HOZ VILLARREAL ARTURO          274864   100   1   Casado(a)      78   0   22/05/1926   08/07/1948
 97  AVA      810.738   DE LA OSSA CUETO FRANCISCO MANUEL    275203   100   1   Casado(a)      70   0   25/05/1934   16/06/1953
 98  AVA      836.456   DE LEON MENDEZ CESAR EDUARDO         279801   100   1   Casado(a)      84   0   02/04/1920   24/10/1952
 99  AVA      803.833   DE MOYA ARZUZA ROBERTO CESAR         280980   100   1   Casado(a)      70   0   15/05/1934   29/06/1955
100  AVA      846.970   DE MOYA BADILLO GUSTAVO              281154   100   1   Casado(a)      67   0   06/10/1936   02/11/1960
101  AVA      810.830   DEL RIO FONTALVO AGUSTIN             284550   100   1   Casado(a)      70   0   27/08/1933   16/08/1951
102  AVA      811.065   DEL VALLE JUAN JOSE                  285062   100   1   Casado(a)      77   0   23/05/1927   21/06/1947
103  AVA       77.368   DELGADO POLO JOAQUIN                 288120   100   1   Casado(a)      79   0   09/02/1925   17/08/1944
104  AVA      810.240   DELGADO RODRIGUEZ REYNALDO           288466   100   1   Union libre    79   0   25/04/1925   20/11/1946
105  AVA      810.944   DIAZ DIAZ LUIS ENRIQUE               292375   100   1   Casado(a)      75   0   13/10/1928   05/03/1981
106  AVA      156.892   DIAZ DUQUE LUIS ALFONSO              294755   100   1   Casado(a)      87   0   23/01/1917   09/02/1942
107  AVA    3.707.261   DIAZ PRIETO JOSE HERNANDO            297533   100   1   Casado(a)      83   0   01/06/1921   15/12/1955
108  AVA      824.190   DIAZ ROBLES ORLANDO                  299342   100   1   Casado(a)      78   0   18/05/1926   16/01/1955
109  AVA      867.813   DIAZ SOSA PEDRO MARIA                299515   100   1   Casado(a)      75   0   03/02/1929   02/02/1951
110  AVA   22.289.830   DOMINGUEZ DE MORENO MARIA EDELMIRA   300790   100   2   Viudo(a)       84   0   13/02/1920   01/01/2003
111  AVA      868.119   DONADO BOLIVAR OVIDIO SEGUNDO        301210   100   1   Casado(a)      83   0   10/10/1920   24/07/1937
112  AVA      871.023   DONADO COMAS ALBERTO A               301383   100   1   Casado(a)      77   0   31/01/1927   04/04/1949
113  AVA      810.895   DONADO GARCIA JOSE FELIX             302573   100   1   Casado(a)      75   0   31/03/1929   09/07/1951
114  AVA    3.765.994   DONADO PALMA MOISES ADOLFO           303236   100   1   Casado(a)      70   0   28/01/1934   01/05/1996
115  AVA      810.202   DURAN OYUELA LUIS ENRIQUE            309201   100   1   Casado(a)      87   0   29/08/1916   16/12/1940
116  AVA    7.399.729   ECHEVERRIA VALERA TULIO RAFAEL       313456   100   1   Casado(a)      82   0   06/02/1922   03/10/1944
117  AVA   21.250.481   ECHEVERRI ALZATE GABRIELA            314134   100   2   Soltero(a)     80   0   03/10/1923   03/12/1946
118  AVA    1.266.399   ESCOBAR HURTADO MANUEL               317704   100   1   Casado(a)      70   0   08/09/1933   03/09/1956
119  AVA    6.071.677   ESCOBAR TAPIERO PEDRO NOEL           319233   100   1   Casado(a)      83   0   01/11/1920   01/05/1946
120  AVA      867.668   ESCORCIA CARRILLO ISAAC              320084   100   1   Casado(a)      83   0   08/01/1921   16/07/1951
121  AVA    5.540.015   ESPINEL ARAMBULA CARLOS ALBERTO      323142   100   1   Casado(a)      70   0   09/01/1934   25/07/1956
122  AVA    2.884.895   ESTRELLA ANGULO TELEMACO             327541   100   1   Casado(a)      88   0   31/05/1916   10/01/1931
123  AVA      867.525   FABREGAS CACERES EDUARDO ALFONSO     328241   100   1   Union libre    73   0   14/09/1930   10/05/1952
124  AVA      156.812   FARIAS MENDOZA ALBERTO               330422   100   1   Casado(a)      86   0   02/07/1917   19/09/1961
125  AVA    3.685.371   FERIA ARROYO JULIO MANUEL            330960   100   1   Casado(a)      79   0   01/02/1925   01/04/1954
126  AVA      867.811   FERRER MIRANDA ALEJANDRO             336232   100   1   Casado(a)      77   0   02/05/1927   29/09/1948
127  AVA      810.956   FIGUEROA PUELLO CARLOS ROBERTO       338284   100   1   Casado(a)      83   0   29/08/1920   23/08/1943
128  AVA    3.688.316   FIGUEROA ZAPATA EDUARDO              339290   100   1   Casado(a)      86   0   13/03/1918   19/08/1946
129  AVA    2.831.320   FONSECA PACHECO PABLO                346091   100   1   Casado(a)      77   0   30/06/1927   10/10/1956
130  AVA      810.609   FRANCO CARRENO LUIS JOSE             352380   100   1   Casado(a)      76   0   24/03/1928   17/12/1951
131  AVA      823.137   FRUTO MELENDEZ LUIS ALBERTO          355950   100   1   Casado(a)      85   0   12/02/1919   02/05/1939
132  AVA      810.615   GALINDO OTERO HERNANDO               362073   100   1   Casado(a)      74   0   08/01/1930   01/06/1953
133  AVA    3.690.149   GALINDO POLO RAFAEL                  362412   100   1   Casado(a)      76   0   20/02/1928   07/04/1945
134  AVA      550.007   GARCES PELAEZ MOISES                 369725   100   1   Casado(a)      83   0   15/09/1920   21/11/1940
135  AVA    2.446.131   GARCES LUIS EMILIO                   370239   100   2   Union libre    71   0   06/07/1932   16/11/1954
136  AVA   17.009.909   GARCIA DIAZ LUIS JOSE                373461   100   1   Casado(a)      70   0   13/05/1934   16/10/1952
137  AVA   20.298.415   PAEZ MORA BLANCA INES                379945   100   2   Union libre    62   0   10/09/1941   08/03/1981
138  AVA    3.707.788   GARCIA RODRIGUEZ MIGUEL              381286   100   1   Casado(a)      83   0   17/12/1920   21/02/1952
139  AVA       48.093   GONZALEZ LUIS ALBERTO                385604   100   1   Casado(a)      76   0   13/01/1928   23/10/1953
140  AVA    5.393.816   GELVEZ PENALOZA RICARDO              387402   100   1   Casado(a)      70   0   29/06/1934   21/05/1953
141  AVA      156.920   GIL PACHON JORGE ENRIQUE             390294   100   1   Casado(a)      83   0   10/11/1920   23/06/1939
142  AVA    5.540.048   GOMEZ EMILIANO                       396583   100   1   Casado(a)      70   0   12/05/1934   16/04/1952
143  AVA      534.360   GOMEZ MUNOZ LUIS                     400503   100   1   Casado(a)      81   0   28/06/1923   09/04/1945
144  AVA      801.518   GOMEZ ROBLEDO LUIS HERNANDO          403384   100   1   Casado(a)      71   0   24/09/1932   08/02/1971
145  AVA    2.892.448   GOMEZ SANTA RAUL                     403826   100   1   Casado(a)      85   0   29/07/1918   23/11/1954
146  AVA    2.503.480   GOMEZ SALAZAR NICOLAS DE JESUS       404062   100   1   Casado(a)      71   0   28/07/1932   02/11/1953
147  AVA      811.081   GONZALEZ ACOSTA UBALDO               406615   100   1   Casado(a)      77   0   16/05/1927   26/12/1945
148  AVA      156.882   GONZALEZ PARDO JOSE VICENTE          415111   100   1   Casado(a)      88   0   12/03/1916   05/04/1971
149  AVA    4.987.550   GUERRERO ORTIZ JOSE DOMINGO          427862   100   1   Casado(a)      78   0   21/09/1925   15/03/1949
150  AVA   26.703.303   GONZALEZ DE GUTIERRE MARIA           434490   100   2   Casado(a)      80   0   24/09/1923   01/09/1946
151  AVA    3.685.453   GUTIERREZ VILORIA ORLANDO ENRIQUE    438060   100   1   Casado(a)      69   0   28/11/1934   01/03/1952
152  AVA      828.675   HENRIQUEZ DIAZ PABLO PRUDENCIO       445200   100   1   Casado(a)      76   0   28/04/1928   01/03/1954
153  AVA      806.980   HENRIQUEZ MARTINEZ LUIS FELIPE       445826   100   1   Casado(a)      72   0   02/10/1931   18/08/1953
154  AVA       61.841   HERNANDEZ AVILES ANTONIO             446924   100   1   Casado(a)      88   0   13/06/1916   17/02/1958
155  AVA      117.676   HERNANDEZ CASTRO JOSE ANTONIO        448431   100   1   Casado(a)      73   0   23/11/1930   01/09/1955
156  AVA    3.695.040   HERNANDEZ DANIEL ENRIQUE             449282   100   1   Casado(a)      75   0   10/09/1928   13/09/1948
157  AVA      810.184   HERNANDEZ CHARRIS ISRAEL             450984   100   1   Casado(a)      78   0   09/08/1925   26/12/1945
158  AVA      487.106   HERNANDEZ CARRILLO LUIS MARIA        451662   100   1   Casado(a)      79   0   26/06/1925   04/01/1948
159  AVA   17.031.789   HERNANDEZ URIBE OCTAVIO              455232   100   1   Casado(a)      86   0   01/08/1917   16/03/1938
160  AVA      807.604   HERRERA FRUTO CARLOS ARTURO          457100   100   1   Casado(a)      85   0   01/11/1918   26/02/1943
161  AVA      156.827   IDROVO PARRA OSCAR                   467460   100   1   Casado(a)      75   0   05/01/1929   01/09/1973
162  AVA       77.342   IGLESIAS PACHECO EDUARDO             467644   100   1   Casado(a)      85   0   12/10/1918   25/11/1947
163  AVA      810.346   INSIGNARES INSIGNARE JOSE A          468661   100   1   Casado(a)      79   0   13/01/1925   23/05/1947
164  AVA       14.935   JAECKEL BLOCH JUAN JORGE             470363   100   1   Casado(a)      70   0   30/12/1933   16/11/1959
165  AVA    3.688.472   JIMENEZ PARDO JUAN                   480992   100   1   Casado(a)      72   0   27/03/1932   13/10/1966

 81  AVA      830.244  CUBILLOS ESCORCIA NAPOLEON         JUBILACION TOTAL CARGO EMPRESA   332.000  38.055.936  16.647.506 1.172.712
 82  AVA      806.398  CURE SALUM LUIS ELIAS              JUBILACION TOTAL CARGO EMPRESA   666.506  79.298.392  33.614.152 1.146.262
 83  AVA      810.637  CHALARCA CASTANO MARCO ANTONIO     JUBILACION TOTAL CARGO EMPRESA   363.088  30.999.968  16.639.601 1.350.551
 84  AVA    5.389.042  CHAPARRO GRAZZ GUSTAVO             JUBILACION TOTAL CARGO EMPRESA 1.047.790 120.104.304  52.539.428 1.172.712
 85  AVA      126.375  CHISCO EDUARDO                     JUBILACION TOTAL CARGO EMPRESA   494.844  48.291.520  23.859.200 1.276.305
 86  AVA      810.896  CHOVIL RUIDIAZ MARIO MANUEL        JUBILACION TOTAL CARGO EMPRESA   363.079  43.197.780  18.311.302 1.146.262
 87  AVA      810.917  D FARNESIO MURILL GUILLERMO        JUBILACION TOTAL CARGO EMPRESA   363.088  38.495.872  17.914.210 1.225.021
 88  AVA      867.784  DE ALBA OROZCO JUAN AURELIO        JUBILACION TOTAL CARGO EMPRESA   471.316  36.577.052  20.693.926 1.397.812
 89  AVA      810.325  DE CASTRO CAYON EDGARDO RAFAEL     JUBILACION TOTAL CARGO EMPRESA   363.088  29.573.834  16.302.991 1.374.434
 90  AVA      811.528  DE CASTRO DE CASTRO REGULO JOSE    JUBILACION TOTAL CARGO EMPRESA   363.088  24.186.430  14.730.584 1.464.655
 91  AVA       31.002  DE FRANCISCO QUINTAN AGUSTIN       JUBILACION TOTAL CARGO EMPRESA   363.088  25.481.618  15.154.574 1.442.965
 92  AVA      810.194  DE LA CRUZ MORALES SANTANDER       JUBILACION TOTAL CARGO EMPRESA   363.088  38.495.872  17.914.210 1.225.021
 93  AVA      803.468  DE LA HOZ ORELLANO LUIS EDUARDO    JUBILACION TOTAL CARGO EMPRESA   363.088  41.619.436  18.206.352 1.172.712
 94  AVA      810.211  DE LA HOZ VARGAS MIGUEL            JUBILACION TOTAL CARGO EMPRESA   363.079  43.197.780  18.311.302 1.146.262
 95  AVA      808.784  DE LA HOZ SANDOVAL DIOSTENES       JUBILACION TOTAL CARGO EMPRESA   363.079  41.618.404  18.205.904 1.172.712
 96  AVA      870.839  DE LA HOZ VILLARREAL ARTURO        JUBILACION TOTAL CARGO EMPRESA   450.117  42.065.248  21.389.428 1.301.449
 97  AVA      810.738  DE LA OSSA CUETO FRANCISCO MANUEL  JUBILACION TOTAL CARGO EMPRESA   363.088  46.376.348  18.449.566 1.093.050
 98  AVA      836.456  DE LEON MENDEZ CESAR EDUARDO       JUBILACION TOTAL CARGO EMPRESA   363.088  25.481.618  15.154.574 1.442.965
 99  AVA      803.833  DE MOYA ARZUZA ROBERTO CESAR       JUBILACION TOTAL CARGO EMPRESA   363.088  46.376.348  18.449.566 1.093.050
100  AVA      846.970  DE MOYA BADILLO GUSTAVO            JUBILACION TOTAL CARGO EMPRESA   332.000  46.795.184  16.876.514 1.012.656
101  AVA      810.830  DEL RIO FONTALVO AGUSTIN           JUBILACION TOTAL CARGO EMPRESA   575.791  73.544.392  29.257.628 1.093.050
102  AVA      811.065  DEL VALLE JUAN JOSE                JUBILACION TOTAL CARGO EMPRESA   363.088  35.433.536  17.506.504 1.276.305
103  AVA       77.368  DELGADO POLO JOAQUIN               JUBILACION TOTAL CARGO EMPRESA 1.488.537 133.048.272  69.551.520 1.326.210
104  AVA      810.240  DELGADO RODRIGUEZ REYNALDO         JUBILACION TOTAL CARGO EMPRESA   507.509  45.362.120  23.713.232 1.326.210
105  AVA      810.944  DIAZ DIAZ LUIS ENRIQUE             JUBILACION TOTAL CARGO EMPRESA 1.942.993 206.002.976  95.864.328 1.433.860
106  AVA      156.892  DIAZ DUQUE LUIS ALFONSO            JUBILACION TOTAL CARGO EMPRESA   814.474  48.692.500  31.032.032 1.506.179
107  AVA    3.707.261  DIAZ PRIETO JOSE HERNANDO          JUBILACION TOTAL CARGO EMPRESA   363.088  26.812.642  15.558.915 1.420.675
108  AVA      824.190  DIAZ ROBLES ORLANDO                JUBILACION TOTAL CARGO EMPRESA   521.626  48.748.052  24.787.516 1.301.449
109  AVA      867.813  DIAZ SOSA PEDRO MARIA              JUBILACION TOTAL CARGO EMPRESA 1.182.274 125.348.864  58.331.604 1.225.021
110  AVA   22.289.830  DOMINGUEZ DE MORENO MARIA EDELMIRA JUBILACION TOTAL CARGO EMPRESA   733.579  54.361.512  10.837.074 1.419.104
111  AVA      868.119  DONADO BOLIVAR OVIDIO SEGUNDO      JUBILACION TOTAL CARGO EMPRESA   508.499  37.550.680  21.790.014 1.420.675
112  AVA      871.023  DONADO COMAS ALBERTO A             JUBILACION TOTAL CARGO EMPRESA   758.047  73.977.336  36.549.692 1.276.305
113  AVA      810.895  DONADO GARCIA JOSE FELIX           JUBILACION TOTAL CARGO EMPRESA   363.088  38.495.872  17.914.210 1.225.021
114  AVA    3.765.994  DONADO PALMA MOISES ADOLFO         JUBILACION TOTAL CARGO EMPRESA   363.774  46.463.968  18.484.426 1.093.050
115  AVA      810.202  DURAN OYUELA LUIS ENRIQUE          JUBILACION TOTAL CARGO EMPRESA   747.532  44.690.440  28.481.496 1.506.179
116  AVA    7.399.729  ECHEVERRIA VALERA TULIO RAFAEL     JUBILACION TOTAL CARGO EMPRESA   966.353  74.994.992  42.429.368 1.397.812
117  AVA   21.250.481  ECHEVERRI ALZATE GABRIELA          JUBILACION TOTAL CARGO EMPRESA   421.062  37.950.892   7.179.975 1.321.653
118  AVA    1.266.399  ESCOBAR HURTADO MANUEL             JUBILACION TOTAL CARGO EMPRESA   332.000  42.405.556  16.869.894 1.093.050
119  AVA    6.071.677  ESCOBAR TAPIERO PEDRO NOEL         JUBILACION TOTAL CARGO EMPRESA   663.842  49.022.160  28.446.714 1.420.675
120  AVA      867.668  ESCORCIA CARRILLO ISAAC            JUBILACION TOTAL CARGO EMPRESA   363.088  26.812.642  15.558.915 1.420.675
121  AVA    5.540.015  ESPINEL ARAMBULA CARLOS ALBERTO    JUBILACION TOTAL CARGO EMPRESA   363.088  46.376.348  18.449.566 1.093.050
122  AVA    2.884.895  ESTRELLA ANGULO TELEMACO           JUBILACION TOTAL CARGO EMPRESA   363.088  20.525.028  13.365.418 1.525.970
123  AVA      867.525  FABREGAS CACERES EDUARDO ALFONSO   JUBILACION TOTAL CARGO EMPRESA   363.088  41.619.436  18.206.352 1.172.712
124  AVA      156.812  FARIAS MENDOZA ALBERTO             JUBILACION TOTAL CARGO EMPRESA 1.780.238 112.413.424  70.064.120 1.593.358
125  AVA    3.685.371  FERIA ARROYO JULIO MANUEL          JUBILACION TOTAL CARGO EMPRESA 1.032.317  92.270.456  48.234.756 1.326.210
126  AVA      867.811  FERRER MIRANDA ALEJANDRO           JUBILACION TOTAL CARGO EMPRESA   535.210  52.230.816  25.805.470 1.276.305
127  AVA      810.956  FIGUEROA PUELLO CARLOS ROBERTO     JUBILACION TOTAL CARGO EMPRESA   394.813  29.155.410  16.918.384 1.420.675
128  AVA    3.688.316  FIGUEROA ZAPATA EDUARDO            JUBILACION TOTAL CARGO EMPRESA   704.743  44.501.112  27.736.290 1.485.741
129  AVA    2.831.320  FONSECA PACHECO PABLO              JUBILACION TOTAL CARGO EMPRESA   491.471  47.962.352  23.696.566 1.276.305
130  AVA      810.609  FRANCO CARRENO LUIS JOSE           JUBILACION TOTAL CARGO EMPRESA   363.088  36.956.180  17.725.388 1.250.806
131  AVA      823.137  FRUTO MELENDEZ LUIS ALBERTO        JUBILACION TOTAL CARGO EMPRESA   421.208  28.057.986  17.088.528 1.464.655
132  AVA      810.615  GALINDO OTERO HERNANDO             JUBILACION TOTAL CARGO EMPRESA   369.965  40.808.156  18.417.644 1.199.001
133  AVA    3.690.149  GALINDO POLO RAFAEL                JUBILACION TOTAL CARGO EMPRESA   438.554  44.637.332  21.409.522 1.250.806
134  AVA      550.007  GARCES PELAEZ MOISES               JUBILACION TOTAL CARGO EMPRESA   419.313  30.964.640  17.968.248 1.420.675
135  AVA    2.446.131  GARCES LUIS EMILIO                 JUBILACION TOTAL CARGO EMPRESA   332.000  43.033.768   6.965.901 1.081.545
136  AVA   17.009.909  GARCIA DIAZ LUIS JOSE              JUBILACION TOTAL CARGO EMPRESA   731.655  93.452.520  37.177.536 1.093.050
137  AVA   20.298.415  PAEZ MORA BLANCA INES              JUBILACION TOTAL CARGO EMPRESA   458.320  77.857.824  10.039.814   836.765
138  AVA    3.707.788  GARCIA RODRIGUEZ MIGUEL            JUBILACION TOTAL CARGO EMPRESA   363.088  26.812.642  15.558.915 1.420.675
139  AVA       48.093  GONZALEZ LUIS ALBERTO              JUBILACION TOTAL CARGO EMPRESA   363.088  36.956.180  17.725.388 1.250.806
140  AVA    5.393.816  GELVEZ PENALOZA RICARDO            JUBILACION TOTAL CARGO EMPRESA   453.076  57.870.300  23.022.120 1.093.050
141  AVA      156.920  GIL PACHON JORGE ENRIQUE           JUBILACION TOTAL CARGO EMPRESA   827.256  61.089.648  35.449.272 1.420.675
142  AVA    5.540.048  GOMEZ EMILIANO                     JUBILACION TOTAL CARGO EMPRESA   369.965  47.254.728  18.799.006 1.093.050
143  AVA      534.360  GOMEZ MUNOZ LUIS                   JUBILACION TOTAL CARGO EMPRESA   667.014  54.328.876  29.949.554 1.374.434
144  AVA      801.518  GOMEZ ROBLEDO LUIS HERNANDO        JUBILACION TOTAL CARGO EMPRESA 1.978.996 244.104.368 100.243.536 1.334.848
145  AVA    2.892.448  GOMEZ SANTA RAUL                   JUBILACION TOTAL CARGO EMPRESA   363.088  24.186.430  14.730.584 1.464.655
146  AVA    2.503.480  GOMEZ SALAZAR NICOLAS DE JESUS     JUBILACION TOTAL CARGO EMPRESA   363.088  44.786.024  18.391.764 1.119.683
147  AVA      811.081  GONZALEZ ACOSTA UBALDO             JUBILACION TOTAL CARGO EMPRESA   558.264  54.480.640  26.917.032 1.276.305
148  AVA      156.882  GONZALEZ PARDO JOSE VICENTE        JUBILACION TOTAL CARGO EMPRESA   570.849  32.269.566  21.013.186 1.525.970
149  AVA    4.987.550  GUERRERO ORTIZ JOSE DOMINGO        JUBILACION TOTAL CARGO EMPRESA   363.088  33.932.036  17.253.836 1.301.449
150  AVA   26.703.303  GONZALEZ DE GUTIERRE MARIA         JUBILACION TOTAL CARGO EMPRESA   363.088  32.725.618   6.191.399 1.321.653
151  AVA    3.685.453  GUTIERREZ VILORIA ORLANDO ENRIQUE  JUBILACION TOTAL CARGO EMPRESA 1.242.218 163.269.312  63.938.056 1.070.515
152  AVA      828.675  HENRIQUEZ DIAZ PABLO PRUDENCIO     JUBILACION TOTAL CARGO EMPRESA   757.828  77.133.992  36.995.980 1.250.806
153  AVA      806.980  HENRIQUEZ MARTINEZ LUIS FELIPE     JUBILACION TOTAL CARGO EMPRESA   363.079  43.197.780  18.311.302 1.146.262
154  AVA       61.841  HERNANDEZ AVILES ANTONIO           JUBILACION TOTAL CARGO EMPRESA   363.088  20.525.028  13.365.418 1.525.970
155  AVA      117.676  HERNANDEZ CASTRO JOSE ANTONIO      JUBILACION TOTAL CARGO EMPRESA   363.079  41.618.404  18.205.904 1.172.712
156  AVA    3.695.040  HERNANDEZ DANIEL ENRIQUE           JUBILACION TOTAL CARGO EMPRESA   572.368  60.684.476  28.239.768 1.225.021
157  AVA      810.184  HERNANDEZ CHARRIS ISRAEL           JUBILACION TOTAL CARGO EMPRESA   688.976  64.387.584  32.739.940 1.301.449
158  AVA      487.106  HERNANDEZ CARRILLO LUIS MARIA      JUBILACION TOTAL CARGO EMPRESA   349.122  31.205.190  16.312.639 1.326.210
159  AVA   17.031.789  HERNANDEZ URIBE OCTAVIO            JUBILACION TOTAL CARGO EMPRESA 1.779.185 112.346.936  70.022.680 1.592.415
160  AVA      807.604  HERRERA FRUTO CARLOS ARTURO        JUBILACION TOTAL CARGO EMPRESA   587.908  39.162.396  23.851.594 1.464.655
161  AVA      156.827  IDROVO PARRA OSCAR                 JUBILACION TOTAL CARGO EMPRESA 2.090.172 221.607.408 103.125.912 1.542.473
162  AVA       77.342  IGLESIAS PACHECO EDUARDO           JUBILACION TOTAL CARGO EMPRESA   504.558  33.610.188  20.470.062 1.464.655
163  AVA      810.346  INSIGNARES INSIGNARE JOSE A        JUBILACION TOTAL CARGO EMPRESA   660.536  59.039.968  30.863.380 1.326.210
164  AVA       14.935  JAECKEL BLOCH JUAN JORGE           JUBILACION TOTAL CARGO EMPRESA   363.088  46.376.348  18.449.566 1.093.050
165  AVA    3.688.472  JIMENEZ PARDO JUAN                 JUBILACION TOTAL CARGO EMPRESA   363.079  43.197.780  18.311.302 1.146.262

 81  AVA      830.244   CUBILLOS ESCORCIA NAPOLEON              55.876.154     -     -     -      -       38.055.936
 82  AVA      806.398   CURE SALUM LUIS ELIAS                  114.058.806     -     -     -      -       79.298.392
 83  AVA      810.637   CHALARCA CASTANO MARCO ANTONIO          48.990.120     -     -     -      -       30.999.968
 84  AVA    5.389.042   CHAPARRO GRAZZ GUSTAVO                 173.816.444     -     -     -      -      120.104.304
 85  AVA      126.375   CHISCO EDUARDO                          73.427.025     -     -     -      -       48.291.520
 86  AVA      810.896   CHOVIL RUIDIAZ MARIO MANUEL             62.655.344     -     -     -      -       43.197.780
 87  AVA      810.917   D FARNESIO MURILL GUILLERMO             57.635.103     -     -     -      -       38.495.872
 88  AVA      867.784   DE ALBA OROZCO JUAN AURELIO             58.668.790     -     -     -      -       36.577.052
 89  AVA      810.325   DE CASTRO CAYON EDGARDO RAFAEL          47.251.259     -     -     -      -       29.573.834
 90  AVA      811.528   DE CASTRO DE CASTRO REGULO JOSE         40.381.669     -     -     -      -       24.186.430
 91  AVA       31.002   DE FRANCISCO QUINTAN AGUSTIN            42.079.157     -     -     -      -       25.481.618
 92  AVA      810.194   DE LA CRUZ MORALES SANTANDER            57.635.103     -     -     -      -       38.495.872
 93  AVA      803.468   DE LA HOZ ORELLANO LUIS EDUARDO         60.998.500     -     -     -      -       41.619.436
 94  AVA      810.211   DE LA HOZ VARGAS MIGUEL                 62.655.344     -     -     -      -       43.197.780
 95  AVA      808.784   DE LA HOZ SANDOVAL DIOSTENES            60.997.020     -     -     -      -       41.618.404
 96  AVA      870.839   DE LA HOZ VILLARREAL ARTURO             64.756.125     -     -     -      -       42.065.248
 97  AVA      810.738   DE LA OSSA CUETO FRANCISCO MANUEL       65.918.964     -     -     -      -       46.376.348
 98  AVA      836.456   DE LEON MENDEZ CESAR EDUARDO            42.079.157     -     -     -      -       25.481.618
 99  AVA      803.833   DE MOYA ARZUZA ROBERTO CESAR            65.918.964     -     -     -      -       46.376.348
100  AVA      846.970   DE MOYA BADILLO GUSTAVO                 64.684.354     -     -     -      -       46.795.184
101  AVA      810.830   DEL RIO FONTALVO AGUSTIN               103.895.070     -     -     -      -       73.544.392
102  AVA      811.065   DEL VALLE JUAN JOSE                     54.216.345     -     -     -      -       35.433.536
103  AVA       77.368   DELGADO POLO JOAQUIN                   203.926.002     -     -     -      -      133.048.272
104  AVA      810.240   DELGADO RODRIGUEZ REYNALDO              70.401.562     -     -     -      -       45.362.120
105  AVA      810.944   DIAZ DIAZ LUIS ENRIQUE                 303.301.164     -     -     -      -      206.002.976
106  AVA      156.892   DIAZ DUQUE LUIS ALFONSO                 81.230.711     -     -     -      -       48.692.500
107  AVA    3.707.261   DIAZ PRIETO JOSE HERNANDO               43.792.232     -     -     -      -       26.812.642
108  AVA      824.190   DIAZ ROBLES ORLANDO                     74.837.017     -     -     -      -       48.748.052
109  AVA      867.813   DIAZ SOSA PEDRO MARIA                  184.905.489     -     -     -      -      125.348.864
110  AVA   22.289.830   DOMINGUEZ DE MORENO MARIA EDELMIRA      66.617.690     -     -     -      -       54.361.512
111  AVA      868.119   DONADO BOLIVAR OVIDIO SEGUNDO           60.761.369     -     -     -      -       37.550.680
112  AVA      871.023   DONADO COMAS ALBERTO A                 111.803.333     -     -     -      -       73.977.336
113  AVA      810.895   DONADO GARCIA JOSE FELIX                57.635.103     -     -     -      -       38.495.872
114  AVA    3.765.994   DONADO PALMA MOISES ADOLFO              66.041.444     -     -     -      -       46.463.968
115  AVA      810.202   DURAN OYUELA LUIS ENRIQUE               74.678.115     -     -     -      -       44.690.440
116  AVA    7.399.729   ECHEVERRIA VALERA TULIO RAFAEL         118.822.172     -     -     -      -       74.994.992
117  AVA   21.250.481   ECHEVERRI ALZATE GABRIELA               46.452.520     -     -     -      -       37.950.892
118  AVA    1.266.399   ESCOBAR HURTADO MANUEL                  60.368.500     -     -     -      -       42.405.556
119  AVA    6.071.677   ESCOBAR TAPIERO PEDRO NOEL              78.889.549     -     -     -      -       49.022.160
120  AVA      867.668   ESCORCIA CARRILLO ISAAC                 43.792.232     -     -     -      -       26.812.642
121  AVA    5.540.015   ESPINEL ARAMBULA CARLOS ALBERTO         65.918.964     -     -     -      -       46.376.348
122  AVA    2.884.895   ESTRELLA ANGULO TELEMACO                35.416.416     -     -     -      -       20.525.028
123  AVA      867.525   FABREGAS CACERES EDUARDO ALFONSO        60.998.500     -     -     -      -       41.619.436
124  AVA      156.812   FARIAS MENDOZA ALBERTO                 184.070.902     -     -     -      -      112.413.424
125  AVA    3.685.371   FERIA ARROYO JULIO MANUEL              141.831.422     -     -     -      -       92.270.456
126  AVA      867.811   FERRER MIRANDA ALEJANDRO                79.312.591     -     -     -      -       52.230.816
127  AVA      810.956   FIGUEROA PUELLO CARLOS ROBERTO          47.494.469     -     -     -      -       29.155.410
128  AVA    3.688.316   FIGUEROA ZAPATA EDUARDO                 73.723.143     -     -     -      -       44.501.112
129  AVA    2.831.320   FONSECA PACHECO PABLO                   72.935.223     -     -     -      -       47.962.352
130  AVA      810.609   FRANCO CARRENO LUIS JOSE                55.932.374     -     -     -      -       36.956.180
131  AVA      823.137   FRUTO MELENDEZ LUIS ALBERTO             46.611.169     -     -     -      -       28.057.986
132  AVA      810.615   GALINDO OTERO HERNANDO                  60.424.801     -     -     -      -       40.808.156
133  AVA    3.690.149   GALINDO POLO RAFAEL                     67.297.660     -     -     -      -       44.637.332
134  AVA      550.007   GARCES PELAEZ MOISES                    50.353.563     -     -     -      -       30.964.640
135  AVA    2.446.131   GARCES LUIS EMILIO                      51.081.214     -     -     -      -       43.033.768
136  AVA   17.009.909   GARCIA DIAZ LUIS JOSE                  131.723.106     -     -     -      -       93.452.520
137  AVA   20.298.415   PAEZ MORA BLANCA INES                   88.734.403     -     -     -      -       77.857.824
138  AVA    3.707.788   GARCIA RODRIGUEZ MIGUEL                 43.792.232     -     -     -      -       26.812.642
139  AVA       48.093   GONZALEZ LUIS ALBERTO                   55.932.374     -     -     -      -       36.956.180
140  AVA    5.393.816   GELVEZ PENALOZA RICARDO                 81.985.470     -     -     -      -       57.870.300
141  AVA      156.920   GIL PACHON JORGE ENRIQUE                97.959.595     -     -     -      -       61.089.648
142  AVA    5.540.048   GOMEZ EMILIANO                          67.146.784     -     -     -      -       47.254.728
143  AVA      534.360   GOMEZ MUNOZ LUIS                        85.652.864     -     -     -      -       54.328.876
144  AVA      801.518   GOMEZ ROBLEDO LUIS HERNANDO            345.682.752     -     -     -      -      244.104.368
145  AVA    2.892.448   GOMEZ SANTA RAUL                        40.381.669     -     -     -      -       24.186.430
146  AVA    2.503.480   GOMEZ SALAZAR NICOLAS DE JESUS          64.297.471     -     -     -      -       44.786.024
147  AVA      811.081   GONZALEZ ACOSTA UBALDO                  82.673.977     -     -     -      -       54.480.640
148  AVA      156.882   GONZALEZ PARDO JOSE VICENTE             54.808.722     -     -     -      -       32.269.566
149  AVA    4.987.550   GUERRERO ORTIZ JOSE DOMINGO             52.487.321     -     -     -      -       33.932.036
150  AVA   26.703.303   GONZALEZ DE GUTIERRE MARIA              40.238.670     -     -     -      -       32.725.618
151  AVA    3.685.453   GUTIERREZ VILORIA ORLANDO ENRIQUE      228.277.883     -     -     -      -      163.269.312
152  AVA      828.675   HENRIQUEZ DIAZ PABLO PRUDENCIO         115.380.778     -     -     -      -       77.133.992
153  AVA      806.980   HENRIQUEZ MARTINEZ LUIS FELIPE          62.655.344     -     -     -      -       43.197.780
154  AVA       61.841   HERNANDEZ AVILES ANTONIO                35.416.416     -     -     -      -       20.525.028
155  AVA      117.676   HERNANDEZ CASTRO JOSE ANTONIO           60.997.020     -     -     -      -       41.618.404
156  AVA    3.695.040   HERNANDEZ DANIEL ENRIQUE                90.149.265     -     -     -      -       60.684.476
157  AVA      810.184   HERNANDEZ CHARRIS ISRAEL                98.428.973     -     -     -      -       64.387.584
158  AVA      487.106   HERNANDEZ CARRILLO LUIS MARIA           48.844.039     -     -     -      -       31.205.190
159  AVA   17.031.789   HERNANDEZ URIBE OCTAVIO                183.962.031     -     -     -      -      112.346.936
160  AVA      807.604   HERRERA FRUTO CARLOS ARTURO             64.478.645     -     -     -      -       39.162.396
161  AVA      156.827   IDROVO PARRA OSCAR                     326.275.793     -     -     -      -      221.607.408
162  AVA       77.342   IGLESIAS PACHECO EDUARDO                55.544.905     -     -     -      -       33.610.188
163  AVA      810.346   INSIGNARES INSIGNARE JOSE A             91.229.558     -     -     -      -       59.039.968
164  AVA       14.935   JAECKEL BLOCH JUAN JORGE                65.918.964     -     -     -      -       46.376.348
165  AVA    3.688.472   JIMENEZ PARDO JUAN                      62.655.344     -     -     -      -       43.197.780

 81  AVA      830.244   CUBILLOS ESCORCIA NAPOLEON                 16.647.506  1.172.712   55.876.154    358.000       58.093.355
 82  AVA      806.398   CURE SALUM LUIS ELIAS                      33.614.152  1.146.262  114.058.806    709.762      117.172.487
 83  AVA      810.637   CHALARCA CASTANO MARCO ANTONIO             16.639.601  1.350.551   48.990.120    386.652       49.999.382
 84  AVA    5.389.042   CHAPARRO GRAZZ GUSTAVO                     52.539.428  1.172.712  173.816.444  1.115.792      178.388.441
 85  AVA      126.375   CHISCO EDUARDO                             23.859.200  1.276.305   73.427.025    526.959       75.124.263
 86  AVA      810.896   CHOVIL RUIDIAZ MARIO MANUEL                18.311.302  1.146.262   62.655.344    386.643       64.391.999
 87  AVA      810.917   D FARNESIO MURILL GUILLERMO                17.914.210  1.225.021   57.635.103    386.652       59.092.675
 88  AVA      867.784   DE ALBA OROZCO JUAN AURELIO                20.693.926  1.397.812   58.668.790    501.904       59.744.040
 89  AVA      810.325   DE CASTRO CAYON EDGARDO RAFAEL             16.302.991  1.374.434   47.251.259    386.652       48.180.364
 90  AVA      811.528   DE CASTRO DE CASTRO REGULO JOSE            14.730.584  1.464.655   40.381.669    386.652       41.021.129
 91  AVA       31.002   DE FRANCISCO QUINTAN AGUSTIN               15.154.574  1.442.965   42.079.157    386.652       42.786.054
 92  AVA      810.194   DE LA CRUZ MORALES SANTANDER               17.914.210  1.225.021   57.635.103    386.652       59.092.675
 93  AVA      803.468   DE LA HOZ ORELLANO LUIS EDUARDO            18.206.352  1.172.712   60.998.500    386.652       62.641.691
 94  AVA      810.211   DE LA HOZ VARGAS MIGUEL                    18.311.302  1.146.262   62.655.344    386.643       64.391.999
 95  AVA      808.784   DE LA HOZ SANDOVAL DIOSTENES               18.205.904  1.172.712   60.997.020    386.643       62.640.263
 96  AVA      870.839   DE LA HOZ VILLARREAL ARTURO                21.389.428  1.301.449   64.756.125    479.330       66.191.137
 97  AVA      810.738   DE LA OSSA CUETO FRANCISCO MANUEL          18.449.566  1.093.050   65.918.964    386.652       67.843.225
 98  AVA      836.456   DE LEON MENDEZ CESAR EDUARDO               15.154.574  1.442.965   42.079.157    386.652       42.786.054
 99  AVA      803.833   DE MOYA ARZUZA ROBERTO CESAR               18.449.566  1.093.050   65.918.964    386.652       67.843.225
100  AVA      846.970   DE MOYA BADILLO GUSTAVO                    16.876.514  1.012.656   64.684.354    358.000       67.539.797
101  AVA      810.830   DEL RIO FONTALVO AGUSTIN                   29.257.628  1.093.050  103.895.070    613.160      106.896.455
102  AVA      811.065   DEL VALLE JUAN JOSE                        17.506.504  1.276.305   54.216.345    386.652       55.487.058
103  AVA       77.368   DELGADO POLO JOAQUIN                       69.551.520  1.326.210  203.926.002  1.585.143      208.058.086
104  AVA      810.240   DELGADO RODRIGUEZ REYNALDO                 23.713.232  1.326.210   70.401.562    540.446       71.874.703
105  AVA      810.944   DIAZ DIAZ LUIS ENRIQUE                     95.864.328  1.433.860  303.301.164  2.069.093      310.698.259
106  AVA      156.892   DIAZ DUQUE LUIS ALFONSO                    31.032.032  1.506.179   81.230.711    867.333       82.258.516
107  AVA    3.707.261   DIAZ PRIETO JOSE HERNANDO                  15.558.915  1.420.675   43.792.232    386.652       44.569.826
108  AVA      824.190   DIAZ ROBLES ORLANDO                        24.787.516  1.301.449   74.837.017    555.480       76.484.664
109  AVA      867.813   DIAZ SOSA PEDRO MARIA                      58.331.604  1.225.021  184.905.489  1.259.004      189.442.284
110  AVA   22.289.830   DOMINGUEZ DE MORENO MARIA EDELMIRA         10.837.074  1.419.104   66.617.690    781.188       67.331.194
111  AVA      868.119   DONADO BOLIVAR OVIDIO SEGUNDO              21.790.014  1.420.675   60.761.369    541.501       61.809.814
112  AVA      871.023   DONADO COMAS ALBERTO A                     36.549.692  1.276.305  111.803.333    807.244      114.352.630
113  AVA      810.895   DONADO GARCIA JOSE FELIX                   17.914.210  1.225.021   57.635.103    386.652       59.092.675
114  AVA    3.765.994   DONADO PALMA MOISES ADOLFO                 18.484.426  1.093.050   66.041.444    387.383       67.969.256
115  AVA      810.202   DURAN OYUELA LUIS ENRIQUE                  28.481.496  1.506.179   74.678.115    796.047       75.630.085
116  AVA    7.399.729   ECHEVERRIA VALERA TULIO RAFAEL             42.429.368  1.397.812  118.822.172  1.029.069      120.921.103
117  AVA   21.250.481   ECHEVERRI ALZATE GABRIELA                   7.179.975  1.321.653   46.452.520    448.389       47.172.515
118  AVA    1.266.399   ESCOBAR HURTADO MANUEL                     16.869.894  1.093.050   60.368.500    358.000       62.903.205
119  AVA    6.071.677   ESCOBAR TAPIERO PEDRO NOEL                 28.446.714  1.420.675   78.889.549    706.925       80.227.157
120  AVA      867.668   ESCORCIA CARRILLO ISAAC                    15.558.915  1.420.675   43.792.232    386.652       44.569.826
121  AVA    5.540.015   ESPINEL ARAMBULA CARLOS ALBERTO            18.449.566  1.093.050   65.918.964    386.652       67.843.225
122  AVA    2.884.895   ESTRELLA ANGULO TELEMACO                   13.365.418  1.525.970   35.416.416    386.652       35.876.921
123  AVA      867.525   FABREGAS CACERES EDUARDO ALFONSO           18.206.352  1.172.712   60.998.500    386.652       62.641.691
124  AVA      156.812   FARIAS MENDOZA ALBERTO                     70.064.120  1.593.358  184.070.902  1.895.776      186.481.916
125  AVA    3.685.371   FERIA ARROYO JULIO MANUEL                  48.234.756  1.326.210  141.831.422  1.099.314      144.726.959
126  AVA      867.811   FERRER MIRANDA ALEJANDRO                   25.805.470  1.276.305   79.312.591    569.945       81.140.535
127  AVA      810.956   FIGUEROA PUELLO CARLOS ROBERTO             16.918.384  1.420.675   47.494.469    420.436       48.331.139
128  AVA    3.688.316   FIGUEROA ZAPATA EDUARDO                    27.736.290  1.485.741   73.723.143    750.481       74.743.820
129  AVA    2.831.320   FONSECA PACHECO PABLO                      23.696.566  1.276.305   72.935.223    523.368       74.621.668
130  AVA      810.609   FRANCO CARRENO LUIS JOSE                   17.725.388  1.250.806   55.932.374    386.652       57.296.716
131  AVA      823.137   FRUTO MELENDEZ LUIS ALBERTO                17.088.528  1.464.655   46.611.169    448.544       47.336.480
132  AVA      810.615   GALINDO OTERO HERNANDO                     18.417.644  1.199.001   60.424.801    393.976       62.003.171
133  AVA    3.690.149   GALINDO POLO RAFAEL                        21.409.522  1.250.806   67.297.660    467.016       68.926.051
134  AVA      550.007   GARCES PELAEZ MOISES                       17.968.248  1.420.675   50.353.563    446.526       51.235.848
135  AVA    2.446.131   GARCES LUIS EMILIO                          6.965.901  1.081.545   51.081.214    358.000       52.972.524
136  AVA   17.009.909   GARCIA DIAZ LUIS JOSE                      37.177.536  1.093.050  131.723.106    779.139      135.513.618
137  AVA   20.298.415   PAEZ MORA BLANCA INES                      10.039.814    836.765   88.734.403    488.065       91.494.601
138  AVA    3.707.788   GARCIA RODRIGUEZ MIGUEL                    15.558.915  1.420.675   43.792.232    386.652       44.569.826
139  AVA       48.093   GONZALEZ LUIS ALBERTO                      17.725.388  1.250.806   55.932.374    386.652       57.296.716
140  AVA    5.393.816   GELVEZ PENALOZA RICARDO                    23.022.120  1.093.050   81.985.470    482.481       84.365.516
141  AVA      156.920   GIL PACHON JORGE ENRIQUE                   35.449.272  1.420.675   97.959.595    880.945       99.601.534
142  AVA    5.540.048   GOMEZ EMILIANO                             18.799.006  1.093.050   67.146.784    393.976       69.105.986
143  AVA      534.360   GOMEZ MUNOZ LUIS                           29.949.554  1.374.434   85.652.864    710.303       87.276.270
144  AVA      801.518   GOMEZ ROBLEDO LUIS HERNANDO               100.243.536  1.334.848  345.682.752  2.107.433      355.273.754
145  AVA    2.892.448   GOMEZ SANTA RAUL                           14.730.584  1.464.655   40.381.669    386.652       41.021.129
146  AVA    2.503.480   GOMEZ SALAZAR NICOLAS DE JESUS             18.391.764  1.119.683   64.297.471    386.652       66.127.826
147  AVA      811.081   GONZALEZ ACOSTA UBALDO                     26.917.032  1.276.305   82.673.977    594.495       84.576.523
148  AVA      156.882   GONZALEZ PARDO JOSE VICENTE                21.013.186  1.525.970   54.808.722    607.897       55.472.598
149  AVA    4.987.550   GUERRERO ORTIZ JOSE DOMINGO                17.253.836  1.301.449   52.487.321    386.652       53.663.448
150  AVA   26.703.303   GONZALEZ DE GUTIERRE MARIA                  6.191.399  1.321.653   40.238.670    386.652       40.872.979
151  AVA    3.685.453   GUTIERREZ VILORIA ORLANDO ENRIQUE          63.938.056  1.070.515  228.277.883  1.322.838      235.086.670
152  AVA      828.675   HENRIQUEZ DIAZ PABLO PRUDENCIO             36.995.980  1.250.806  115.380.778    807.011      118.126.132
153  AVA      806.980   HENRIQUEZ MARTINEZ LUIS FELIPE             18.311.302  1.146.262   62.655.344    386.643       64.391.999
154  AVA       61.841   HERNANDEZ AVILES ANTONIO                   13.365.418  1.525.970   35.416.416    386.652       35.876.921
155  AVA      117.676   HERNANDEZ CASTRO JOSE ANTONIO              18.205.904  1.172.712   60.997.020    386.643       62.640.263
156  AVA    3.695.040   HERNANDEZ DANIEL ENRIQUE                   28.239.768  1.225.021   90.149.265    609.515       92.393.571
157  AVA      810.184   HERNANDEZ CHARRIS ISRAEL                   32.739.940  1.301.449   98.428.973    733.691      100.574.230
158  AVA      487.106   HERNANDEZ CARRILLO LUIS MARIA              16.312.639  1.326.210   48.844.039    371.780       49.887.939
159  AVA   17.031.789   HERNANDEZ URIBE OCTAVIO                    70.022.680  1.592.415  183.962.031  1.894.654      186.371.547
160  AVA      807.604   HERRERA FRUTO CARLOS ARTURO                23.851.594  1.464.655   64.478.645    626.063       65.450.208
161  AVA      156.827   IDROVO PARRA OSCAR                        103.125.912  1.542.473  326.275.793  2.225.824      334.233.233
162  AVA       77.342   IGLESIAS PACHECO EDUARDO                   20.470.062  1.464.655   55.544.905    537.304       56.393.394
163  AVA      810.346   INSIGNARES INSIGNARE JOSE A                30.863.380  1.326.210   91.229.558    703.405       93.117.517
164  AVA       14.935   JAECKEL BLOCH JUAN JORGE                   18.449.566  1.093.050   65.918.964    386.652       67.843.225
165  AVA    3.688.472   JIMENEZ PARDO JUAN                         18.311.302  1.146.262   62.655.344    386.643       64.391.999

166  AVA      26.187  JIMENEZ PEDRIQUEZ DIEGO              481810   100  1     Casado(a)   86   0    22/08/1917   14/07/1968
167  AVA     810.973  JIMENEZ ORTEGA VICTOR                483114   100  1     Casado(a)   77   0    01/08/1926   26/12/1945
168  AVA     868.072  JINETE JIMENEZ RAFAEL OVIDIO         484470   100  1     Casado(a)   84   0    24/10/1919   11/01/1947
169  AVA     868.528  JINETE MONTERO EDGARDO LUIS          484643   100  1     Casado(a)   71   0    07/04/1933   01/12/1951
170  AVA     820.226  JINETTE ROSALES ALBERTO CALIXTO      484816   100  1     Casado(a)   78   0    16/10/1925   01/03/1950
171  AVA   3.310.468  JOHNSON VILLA LUIS EDUARDO           484890   100  1     Casado(a)   83   0    08/12/1920   11/04/1946
172  AVA     876.636  LAGUADO MONCADA JESUS MARIA          489403   100  1     Casado(a)   71   0    18/04/1933   01/12/1952
173  AVA     534.341  LARA CAMERO LUIS ANTONIO             492634   100  1     Casado(a)   81   0    26/12/1922   26/07/1943
174  AVA      60.153  LEAL RODRIGUEZ MARIO                 497394   100  1     Casado(a)   75   0    12/01/1929   15/07/1946
175  AVA     492.313  LINARES ROZO JUAN DAVID              503171   100  1     Casado(a)   83   0    18/06/1921   29/12/1944
176  AVA     810.914  LOBO DE LA HOZ JULIO CESAR           505385   100  1     Casado(a)   75   0    03/08/1928   19/05/1947
177  AVA   3.699.387  LUBO PEDROZA ABDUL VICENTE           505514   100  1     Casado(a)   75   0    03/05/1929   16/01/1951
178  AVA     113.538  LOBO PERALTA JESUS EMILIO            505551   100  1     Casado(a)   72   0    15/10/1931   30/08/1954
179  AVA   3.686.386  LOPEZ BUSTAMANTE DAGOBERTO           509121   100  1     Casado(a)   81   0    26/01/1923   06/10/1947
180  AVA   2.860.551  LOPEZ JASPE MANUEL                   512816   100  1     Casado(a)   80   0    13/02/1924   20/06/1976
181  AVA     810.556  LOPEZ PAJARO ROBERTO ENRIQUE         515410   100  1     Casado(a)   72   0    26/01/1932   02/02/1950
182  AVA   3.714.263  LOPEZ QUINTANA JOSE                  515756   100  1     Casado(a)   74   0    11/02/1930   18/04/1949
183  AVA  22.252.784  LOPEZ SALAS GUILLERMINA              516390   100  2     Viudo(a)    87   0    27/04/1917   29/09/1991
184  AVA     156.841  LOPEZ TAVERA LEVY LAUREANO           517451   100  1     Casado(a)   77   0    01/02/1927   07/05/1954
185  AVA     810.936  LORA GONZALEZ JULIO CESAR            518475   100  1     Casado(a)   84   0    20/01/1920   01/04/1952
186  AVA     812.196  LOZANO GARCIA GUILLERMO              520170   100  1     Casado(a)   74   0    06/02/1930   01/02/1950
187  AVA     820.231  LLINAS CARBONELL JACOB MANUEL        524252   100  1     Casado(a)   72   0    10/02/1932   04/02/1957
188  AVA      29.110  MACHLER TORRES FRANCISCO             525615   100  1     Casado(a)   77   0    04/10/1926   16/01/1980
189  AVA     804.699  MALDONADO MATOS ROQUE ALVARO         529690   100  1     Casado(a)   72   0    27/11/1931   24/01/1953
190  AVA     828.686  MANOTAS VARGAS EFRAIN                533430   100  1     Casado(a)   69   0    07/05/1935   16/06/1955
191  AVA     810.254  MARCHENA NAVARRO ORLANDO             535986   100  1     Casado(a)   71   0    17/06/1933   16/07/1952
192  AVA     831.871  MARIN AMAYA HECTOR                   537681   100  1     Casado(a)   81   0    03/10/1922   01/10/1950
193  AVA  22.318.455  MARQUEZ DE HINESTROSA HILDA ESTHER   541599   100  2     Casado(a)   67   0    15/05/1937   18/01/1963
194  AVA  17.800.849  MARQUEZ ROCHA JOSE ESTEBAN           542953   100  1     Casado(a)   83   0    03/02/1921   21/04/1941
195  AVA     810.223  MARRIAGA GUERRA EDUARDO              543292   100  1     Soltero(a)  87   0    19/09/1916   20/04/1938
196  AVA     871.714  MARTINEZ CASTRO JUAN DE LA CRUZ      552473   100  1     Casado(a)   83   0    04/05/1921   24/01/1946
197  AVA     810.613  MARTINEZ LARA ALBERTO                552646   100  1     Casado(a)   81   0    16/07/1922   16/11/1951
198  AVA   3.711.898  MARTINEZ MUNOZ ENRIQUE DEL CARMEN    553490   100  1     Casado(a)   68   0    16/07/1935   01/02/1969
199  AVA     156.884  MARTINEZ MUNOZ JOSE DE JESUS         553663   100  1     Casado(a)   69   0    03/01/1935   14/01/1952
200  AVA     167.446  MEDINA HURTADO FRANCISCO             565390   100  1     Casado(a)   87   0    06/03/1917   05/03/1946
201  AVA     810.492  MEJIA MORENO CARLOS E                568794   100  1     Casado(a)   90   0    22/02/1914   10/01/1940
202  AVA   1.202.528  MEJIA JARAMILLO HERNAN               569951   100  1     Soltero(a)  80   0    17/10/1923   01/04/1954
203  AVA  17.072.101  MEJIA MORALES ENRIQUE                570942   100  1     Casado(a)   87   0    25/03/1917   13/04/1947
204  AVA   3.707.553  MENDOZA TEHERAN GREGORIO             581033   100  1     Casado(a)   81   0    13/06/1923   16/11/1954
205  AVA     810.519  MERCADO O BRIEN JOSE IGNACIO         583074   100  1     Casado(a)   86   0    09/10/1917   07/12/1936
206  AVA     828.090  MERIZALDE OTERO CRISTOBAL ANOTNIO    584603   100  1     Casado(a)   73   0    17/04/1931   16/03/1955
207  AVA     811.360  MEZA HEREIRA CARLOS JULIO            587834   100  1     Casado(a)   71   0    30/04/1933   30/04/1993
208  AVA   3.684.188  MOLINARES GOMEZ BRUNO JOSE           596164   100  1     Casado(a)   77   0    17/07/1926   15/04/1946
209  AVA     810.721  MOLINARES COY ENRIQUE                596330   100  1     Casado(a)   90   0    06/03/1914   01/06/1932
210  AVA   3.690.479  MOLINARES GUIDO ROBERTO ANTONIO      596676   100  1     Casado(a)   76   0    27/10/1927   01/02/1956
211  AVA  22.680.404  MONSALVO FRUTO JULIA BEATRIZ         599664   100  2     Soltero(a)  68   0    20/10/1935   20/10/1989
212  AVA     510.215  MONTALVO SALCEDO GILBERTO            600073   100  1     Casado(a)   93   0    02/02/1911   16/02/1948
213  AVA     810.998  MONTEALEGRE ALTAHONA DAVID           601263   100  1     Union libre 76   0    19/04/1928   13/05/1948
214  AVA     810.776  MONTENEGRO MONTENEGR JAIME LUIS      601941   100  1     Soltero(a)  75   0    11/03/1929   04/11/1952
215  AVA     820.474  MONTES DEAVILA GUALTERIO             603304   100  1     Casado(a)   79   0    03/08/1924   13/11/1946
216  AVA      27.525  MONTES RIOJA CARLOS LUIS             603816   100  1     Casado(a)   80   0    01/03/1924   11/03/1953
217  AVA     810.880  MONTIEL JIMENEZ LUIS EDUARDO         604660   100  1     Casado(a)   75   0    16/04/1929   19/09/1955
218  AVA     810.879  MORA CANTILLO MARCO TULIO            608742   100  1     Casado(a)   75   0    12/12/1928   02/08/1948
219  AVA     534.356  MORALES ALVAREZ JOSE GUILLERMO       609593   100  1     Casado(a)   87   0    04/12/1916   02/07/1951
220  AVA   3.680.620  MORALES CERVANTES ANTONIO LUIS       610444   100  1     Casado(a)   73   0    24/09/1930   02/02/1956
221  AVA   3.712.948  MORALES CABRERA HERACLIO             610610   100  1     Casado(a)   75   0    22/10/1928   01/04/1952
222  AVA     810.910  MORALES FONTALVO AURELIO FRANCISCO   611085   100  1     Casado(a)   87   0    14/10/1916   09/03/1940
223  AVA     810.539  MORALES GUTIERREZ CRISTIAN           611461   100  1     Casado(a)   76   0    21/03/1928   16/07/1951
224  AVA      64.923  MORENO CARRANZA JOSE MISAEL          616906   100  1     Casado(a)   83   0    28/10/1920   01/11/1942
225  AVA     488.168  MORENO RIVEROS CLAUSNEL              618601   100  1     Viudo(a)    72   0    01/12/1931   20/08/1999
226  AVA     811.018  NAVARRO DONADO EUGENIO               635600   100  1     Casado(a)   83   0    26/07/1920   11/05/1951
227  AVA     810.644  NAVARRO MARIANO JORGE ELIECER        636285   100  1     Casado(a)   69   0    02/11/1934   01/08/1952
228  AVA     867.766  NIEBLES BOLIVAR JOSE A               640021   100  1     Casado(a)   77   0    13/05/1927   19/05/1951
229  AVA   3.703.203  OBESO ESTRADA ENRIQUE MARIA          648863   100  1     Casado(a)   75   0    18/07/1928   11/06/1951
230  AVA     829.496  OLIVARES QUERALES LUIS CARLOS        653111   100  1     Casado(a)   75   0    23/01/1929   26/02/1949
231  AVA     867.666  OROZCO ARAUJO JUAN F SANTIAGO        657193   100  1     Casado(a)   76   0    22/01/1928   27/08/1946
232  AVA     816.957  OROZCO DIAZ VICTOR MANUEL            658394   100  1     Casado(a)   77   0    02/05/1927   02/11/1953
233  AVA     870.840  OROZCO DE LA CRUZ DILIO VALMIRO      658722   100  1     Casado(a)   69   0    10/02/1935   02/11/1955
234  AVA     524.856  OROZCO GONZALEZ JAIME ARTURO         659400   100  1     Casado(a)   77   0    30/10/1926   19/08/1947
235  AVA     868.296  OROZCO OSORIO OCTAVIO OBDULIO        660936   100  1     Casado(a)   84   0    19/01/1920   28/08/1950
236  AVA     810.430  ORTEGA MESA TOMAS EDUARDO            663821   100  1     Casado(a)   87   0    16/02/1917   02/01/1946
237  AVA   2.847.657  ORTEGON QUINTERO LUIS EDUARDO        666201   100  1     Casado(a)   70   0    27/11/1933   17/04/1952
238  AVA   6.070.481  ORTIZ EVELIO                         666933   100  1     Casado(a)   56   0    05/07/1947   16/09/1966
239  AVA      77.637  ORTIZ BARRERA JOSE REINALDO          667052   100  1     Casado(a)   80   0    23/08/1923   10/05/1946
240  AVA   1.606.468  ORTIZ GUTIERREZ LUIS ENRIQUE         668415   100  1     Casado(a)   76   0    25/11/1927   02/11/1955
241  AVA     834.959  OSIO OJEDA RAFAEL JOSE               671300   100  1     Casado(a)   76   0    31/07/1927   18/11/1957
242  AVA     830.811  OSORIO DE LA ROSA MIGUEL ANTONIO     672663   100  1     Union libre 79   0    08/09/1924   21/10/1957
243  AVA   5.582.776  OSPINA QUINTERO NOEL ALFREDO         677252   100  1     Casado(a)   67   0    03/05/1937   19/08/1952
244  AVA     484.865  PABON LEON MARCO ANTONIO             682065   100  1     Casado(a)   77   0    22/05/1927   16/06/1959
245  AVA     867.570  PADILLA ZAMORA EDULFO LUIS           686770   100  1     Casado(a)   71   0    28/06/1933   04/10/1965
246  AVA   3.869.385  PADILLA SALCEDO JUAN ANTONIO         687105   100  1     Casado(a)   80   0    13/06/1924   01/02/1972
247  AVA     810.933  PADILLA VILLALOBOS ERASMO            687643   100  1     Casado(a)   89   0    10/11/1914   18/09/1942
248  AVA     825.055  PALACIOS PORRAS JAIME                693070   100  1     Casado(a)   73   0    28/05/1931   16/01/1950
249  AVA     830.872  PALMA MOLINARES ANGEL                694842   100  1     Viudo(a)    80   0    30/01/1924   01/03/1950
250  AVA  22.322.880  PARDEY ELVIRA CECILIA                697012   100  2     Casado(a)   64   0    07/08/1939   01/07/1994

166 AVA     26.187 JIMENEZ PEDRIQUEZ DIEGO             JUBILACION TOTAL CARGO EMPRESA    845.662    53.399.468  33.282.384 1.485.741
167 AVA    810.973 JIMENEZ ORTEGA VICTOR               JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504 1.276.305
168 AVA    868.072 JINETE JIMENEZ RAFAEL OVIDIO        JUBILACION TOTAL CARGO EMPRESA    363.088    25.481.618  15.154.574 1.442.965
169 AVA    868.528 JINETE MONTERO EDGARDO LUIS         JUBILACION TOTAL CARGO EMPRESA    771.458    95.157.472  39.077.232 1.119.683
170 AVA    820.226 JINETTE ROSALES ALBERTO CALIXTO     JUBILACION TOTAL CARGO EMPRESA    363.088    33.932.036  17.253.836 1.301.449
171 AVA  3.310.468 JOHNSON VILLA LUIS EDUARDO          JUBILACION TOTAL CARGO EMPRESA    363.088    26.812.642  15.558.915 1.420.675
172 AVA    876.636 LAGUADO MONCADA JESUS MARIA         JUBILACION TOTAL CARGO EMPRESA    363.088    44.786.024  18.391.764 1.119.683
173 AVA    534.341 LARA CAMERO LUIS ANTONIO            JUBILACION TOTAL CARGO EMPRESA  1.438.501   117.167.168  64.590.048 1.374.434
174 AVA     60.153 LEAL RODRIGUEZ MARIO                JUBILACION TOTAL CARGO EMPRESA    363.079    38.494.916  17.913.766 1.225.021
175 AVA    492.313 LINARES ROZO JUAN DAVID             JUBILACION TOTAL CARGO EMPRESA    363.088    26.812.642  15.558.915 1.420.675
176 AVA    810.914 LOBO DE LA HOZ JULIO CESAR          JUBILACION TOTAL CARGO EMPRESA    625.507    66.318.460  30.861.564 1.225.021
177 AVA  3.699.387 LUBO PEDROZA ABDUL VICENTE          JUBILACION TOTAL CARGO EMPRESA    363.079    38.494.916  17.913.766 1.225.021
178 AVA    113.538 LOBO PERALTA JESUS EMILIO           JUBILACION TOTAL CARGO EMPRESA    645.239    76.768.112  32.541.586 1.146.262
179 AVA  3.686.386 LOPEZ BUSTAMANTE DAGOBERTO          JUBILACION TOTAL CARGO EMPRESA    438.103    35.683.872  19.671.236 1.374.434
180 AVA  2.860.551 LOPEZ JASPE MANUEL                  JUBILACION TOTAL CARGO EMPRESA 15.856.034 1.353.767.040 726.650.560 2.701.103
181 AVA    810.556 LOPEZ PAJARO ROBERTO ENRIQUE        JUBILACION TOTAL CARGO EMPRESA    363.088    43.198.848  18.311.756 1.146.262
182 AVA  3.714.263 LOPEZ QUINTANA JOSE                 JUBILACION TOTAL CARGO EMPRESA    363.088    40.049.608  18.075.294 1.199.001
183 AVA 22.252.784 LOPEZ SALAS GUILLERMINA             JUBILACION TOTAL CARGO EMPRESA    369.961    23.336.240   4.804.732 1.486.153
184 AVA    156.841 LOPEZ TAVERA LEVY LAUREANO          JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504 1.276.305
185 AVA    810.936 LORA GONZALEZ JULIO CESAR           JUBILACION TOTAL CARGO EMPRESA    815.382    57.223.736  34.032.428 1.442.965
186 AVA    812.196 LOZANO GARCIA GUILLERMO             JUBILACION TOTAL CARGO EMPRESA    363.088    40.049.608  18.075.294 1.199.001
187 AVA    820.231 LLINAS CARBONELL JACOB MANUEL       JUBILACION TOTAL CARGO EMPRESA    363.079    43.197.780  18.311.302 1.146.262
188 AVA     29.110 MACHLER TORRES FRANCISCO            JUBILACION TOTAL CARGO EMPRESA  2.938.923   286.807.680 141.701.936 2.259.615
189 AVA    804.699 MALDONADO MATOS ROQUE ALVARO        JUBILACION TOTAL CARGO EMPRESA    349.152    41.540.796  17.608.916 1.146.262
190 AVA    828.686 MANOTAS VARGAS EFRAIN               JUBILACION TOTAL CARGO EMPRESA    332.000    43.635.992  17.088.332 1.070.515
191 AVA    810.254 MARCHENA NAVARRO ORLANDO            JUBILACION TOTAL CARGO EMPRESA    405.354    49.999.432  20.532.694 1.119.683
192 AVA    831.871 MARIN AMAYA HECTOR                  JUBILACION TOTAL CARGO EMPRESA  1.124.873    91.621.888  50.507.852 1.374.434
193 AVA 22.318.455 MARQUEZ DE HINESTROSA HILDA ESTHER  JUBILACION TOTAL CARGO EMPRESA    361.032    53.221.244   7.941.063   973.346
194 AVA 17.800.849 MARQUEZ ROCHA JOSE ESTEBAN          JUBILACION TOTAL CARGO EMPRESA    391.922    28.941.920  16.794.498 1.420.675
195 AVA    810.223 MARRIAGA GUERRA EDUARDO             JUBILACION TOTAL CARGO EMPRESA    421.578    25.203.612  16.062.418 1.506.179
196 AVA    871.714 MARTINEZ CASTRO JUAN DE LA CRUZ     JUBILACION TOTAL CARGO EMPRESA    390.805    28.859.436  16.746.633 1.420.675
197 AVA    810.613 MARTINEZ LARA ALBERTO               JUBILACION TOTAL CARGO EMPRESA    363.088    29.573.834  16.302.991 1.374.434
198 AVA  3.711.898 MARTINEZ MUNOZ ENRIQUE DEL CARMEN   JUBILACION TOTAL CARGO EMPRESA    332.000    45.342.848  16.887.960 1.039.255
199 AVA    156.884 MARTINEZ MUNOZ JOSE DE JESUS        JUBILACION TOTAL CARGO EMPRESA    332.000    43.635.992  17.088.332 1.070.515
200 AVA    167.446 MEDINA HURTADO FRANCISCO            JUBILACION TOTAL CARGO EMPRESA    773.073    46.217.380  29.454.626 1.506.179
201 AVA    810.492 MEJIA MORENO CARLOS E               JUBILACION TOTAL CARGO EMPRESA    686.443    34.568.136  23.440.024 1.563.491
202 AVA  1.202.528 MEJIA JARAMILLO HERNAN              JUBILACION TOTAL CARGO EMPRESA    363.088    30.999.968  16.639.601 1.350.551
203 AVA 17.072.101 MEJIA MORALES ENRIQUE               JUBILACION TOTAL CARGO EMPRESA  1.544.975    92.364.760  58.864.636 1.506.179
204 AVA  3.707.553 MENDOZA TEHERAN GREGORIO            JUBILACION TOTAL CARGO EMPRESA    363.088    29.573.834  16.302.991 1.374.434
205 AVA    810.519 MERCADO O BRIEN JOSE IGNACIO        JUBILACION TOTAL CARGO EMPRESA    600.179    37.898.404  23.621.008 1.485.741
206 AVA    828.090 MERIZALDE OTERO CRISTOBAL ANOTNIO   JUBILACION TOTAL CARGO EMPRESA    332.000    38.055.936  16.647.506 1.172.712
207 AVA    811.360 MEZA HEREIRA CARLOS JULIO           JUBILACION TOTAL CARGO EMPRESA    349.119    43.062.984  17.684.182 1.119.683
208 AVA  3.684.188 MOLINARES GOMEZ BRUNO JOSE          JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504 1.276.305
209 AVA    810.721 MOLINARES COY ENRIQUE               JUBILACION TOTAL CARGO EMPRESA    487.405    24.544.910  16.643.459 1.563.491
210 AVA  3.690.479 MOLINARES GUIDO ROBERTO ANTONIO     JUBILACION TOTAL CARGO EMPRESA    363.088    36.956.180  17.725.388 1.250.806
211 AVA 22.680.404 MONSALVO FRUTO JULIA BEATRIZ        JUBILACION TOTAL CARGO EMPRESA    363.088    51.903.164   7.922.631 1.000.495
212 AVA    510.215 MONTALVO SALCEDO GILBERTO           JUBILACION TOTAL CARGO EMPRESA    403.531    16.938.496  12.119.255 1.614.462
213 AVA    810.998 MONTEALEGRE ALTAHONA DAVID          JUBILACION TOTAL CARGO EMPRESA    535.173    54.471.500  26.126.310 1.250.806
214 AVA    810.776 MONTENEGRO MONTENEGR JAIME LUIS     JUBILACION TOTAL CARGO EMPRESA    369.968    39.225.312  18.253.660 1.225.021
215 AVA    820.474 MONTES DEAVILA GUALTERIO            JUBILACION TOTAL CARGO EMPRESA  1.030.382    92.097.504  48.144.340 1.326.210
216 AVA     27.525 MONTES RIOJA CARLOS LUIS            JUBILACION TOTAL CARGO EMPRESA    369.965    31.587.116  16.954.760 1.350.551
217 AVA    810.880 MONTIEL JIMENEZ LUIS EDUARDO        JUBILACION TOTAL CARGO EMPRESA    363.079    38.494.916  17.913.766 1.225.021
218 AVA    810.879 MORA CANTILLO MARCO TULIO           JUBILACION TOTAL CARGO EMPRESA    363.088    38.495.872  17.914.210 1.225.021
219 AVA    534.356 MORALES ALVAREZ JOSE GUILLERMO      JUBILACION TOTAL CARGO EMPRESA    669.469    40.023.524  25.507.238 1.506.179
220 AVA  3.680.620 MORALES CERVANTES ANTONIO LUIS      JUBILACION TOTAL CARGO EMPRESA    363.088    41.619.436  18.206.352 1.172.712
221 AVA  3.712.948 MORALES CABRERA HERACLIO            JUBILACION TOTAL CARGO EMPRESA  1.066.652   113.090.216  52.626.992 1.225.021
222 AVA    810.910 MORALES FONTALVO AURELIO FRANCISCO  JUBILACION TOTAL CARGO EMPRESA    363.088    21.706.848  13.833.908 1.506.179
223 AVA    810.539 MORALES GUTIERREZ CRISTIAN          JUBILACION TOTAL CARGO EMPRESA    363.088    36.956.180  17.725.388 1.250.806
224 AVA     64.923 MORENO CARRANZA JOSE MISAEL         JUBILACION TOTAL CARGO EMPRESA    460.681    34.019.504  19.740.934 1.420.675
225 AVA    488.168 MORENO RIVEROS CLAUSNEL             JUBILACION TOTAL CARGO EMPRESA    332.000    39.500.116  16.743.883 1.146.262
226 AVA    811.018 NAVARRO DONADO EUGENIO              JUBILACION TOTAL CARGO EMPRESA    745.054    55.019.352  31.926.782 1.420.675
227 AVA    810.644 NAVARRO MARIANO JORGE ELIECER       JUBILACION TOTAL CARGO EMPRESA    976.382   128.329.512  50.255.240 1.070.515
228 AVA    867.766 NIEBLES BOLIVAR JOSE A              JUBILACION TOTAL CARGO EMPRESA    516.523    50.407.164  24.904.464 1.276.305
229 AVA  3.703.203 OBESO ESTRADA ENRIQUE MARIA         JUBILACION TOTAL CARGO EMPRESA    349.122    37.015.148  17.225.148 1.225.021
230 AVA    829.496 OLIVARES QUERALES LUIS CARLOS       JUBILACION TOTAL CARGO EMPRESA    363.088    38.495.872  17.914.210 1.225.021
231 AVA    867.666 OROZCO ARAUJO JUAN F SANTIAGO       JUBILACION TOTAL CARGO EMPRESA    841.323    85.632.360  41.072.072 1.250.806
232 AVA    816.957 OROZCO DIAZ VICTOR MANUEL           JUBILACION TOTAL CARGO EMPRESA    363.079    35.432.656  17.506.070 1.276.305
233 AVA    870.840 OROZCO DE LA CRUZ DILIO VALMIRO     JUBILACION TOTAL CARGO EMPRESA    332.000    43.635.992  17.088.332 1.070.515
234 AVA    524.856 OROZCO GONZALEZ JAIME ARTURO        JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504 1.276.305
235 AVA    868.296 OROZCO OSORIO OCTAVIO OBDULIO       JUBILACION TOTAL CARGO EMPRESA    498.535    34.987.328  20.807.864 1.442.965
236 AVA    810.430 ORTEGA MESA TOMAS EDUARDO           JUBILACION TOTAL CARGO EMPRESA    461.168    27.570.460  17.570.824 1.506.179
237 AVA  2.847.657 ORTEGON QUINTERO LUIS EDUARDO       JUBILACION TOTAL CARGO EMPRESA    363.088    46.376.348  18.449.566 1.093.050
238 AVA  6.070.481 ORTIZ EVELIO                        JUBILACION TOTAL CARGO EMPRESA    332.000    62.307.456  14.988.343   728.554
239 AVA     77.637 ORTIZ BARRERA JOSE REINALDO         JUBILACION TOTAL CARGO EMPRESA  1.088.334    92.920.504  49.876.188 1.350.551
240 AVA  1.606.468 ORTIZ GUTIERREZ LUIS ENRIQUE        JUBILACION TOTAL CARGO EMPRESA    363.088    36.956.180  17.725.388 1.250.806
241 AVA    834.959 OSIO OJEDA RAFAEL JOSE              JUBILACION TOTAL CARGO EMPRESA    363.079    36.955.264  17.724.950 1.250.806
242 AVA    830.811 OSORIO DE LA ROSA MIGUEL ANTONIO    JUBILACION TOTAL CARGO EMPRESA    363.088    32.453.498  16.965.196 1.326.210
243 AVA  5.582.776 OSPINA QUINTERO NOEL ALFREDO        JUBILACION TOTAL CARGO EMPRESA    332.000    46.795.184  16.876.514 1.012.656
244 AVA    484.865 PABON LEON MARCO ANTONIO            JUBILACION TOTAL CARGO EMPRESA    349.122    34.070.600  16.833.126 1.276.305
245 AVA    867.570 PADILLA ZAMORA EDULFO LUIS          JUBILACION TOTAL CARGO EMPRESA    363.088    44.786.024  18.391.764 1.119.683
246 AVA  3.869.385 PADILLA SALCEDO JUAN ANTONIO        JUBILACION TOTAL CARGO EMPRESA    349.122    29.807.570  15.999.567 1.350.551
247 AVA    810.933 PADILLA VILLALOBOS ERASMO           JUBILACION TOTAL CARGO EMPRESA    580.467    30.990.478  20.599.906 1.545.065
248 AVA    825.055 PALACIOS PORRAS JAIME               JUBILACION TOTAL CARGO EMPRESA    363.079    41.618.404  18.205.904 1.172.712
249 AVA    830.872 PALMA MOLINARES ANGEL               JUBILACION TOTAL CARGO EMPRESA    853.419    72.863.776  39.110.496 1.350.551
250 AVA 22.322.880 PARDEY ELVIRA CECILIA               JUBILACION TOTAL CARGO EMPRESA    369.965    59.525.856   8.142.445   891.371

166 AVA      26.187  JIMENEZ PEDRIQUEZ DIEGO               88.167.593    -    -    -    -       53.399.468
167 AVA     810.973  JIMENEZ ORTEGA VICTOR                 54.216.345    -    -    -    -       35.433.536
168 AVA     868.072  JINETE JIMENEZ RAFAEL OVIDIO          42.079.157    -    -    -    -       25.481.618
169 AVA     868.528  JINETE MONTERO EDGARDO LUIS          135.354.387    -    -    -    -       95.157.472
170 AVA     820.226  JINETTE ROSALES ALBERTO CALIXTO       52.487.321    -    -    -    -       33.932.036
171 AVA   3.310.468  JOHNSON VILLA LUIS EDUARDO            43.792.232    -    -    -    -       26.812.642
172 AVA     876.636  LAGUADO MONCADA JESUS MARIA           64.297.471    -    -    -    -       44.786.024
173 AVA     534.341  LARA CAMERO LUIS ANTONIO             183.131.650    -    -    -    -      117.167.168
174 AVA      60.153  LEAL RODRIGUEZ MARIO                  57.633.703    -    -    -    -       38.494.916
175 AVA     492.313  LINARES ROZO JUAN DAVID               43.792.232    -    -    -    -       26.812.642
176 AVA     810.914  LOBO DE LA HOZ JULIO CESAR            98.405.045    -    -    -    -       66.318.460
177 AVA   3.699.387  LUBO PEDROZA ABDUL VICENTE            57.633.703    -    -    -    -       38.494.916
178 AVA     113.538  LOBO PERALTA JESUS EMILIO            110.455.960    -    -    -    -       76.768.112
179 AVA   3.686.386  LOPEZ BUSTAMANTE DAGOBERTO            56.729.542    -    -    -    -       35.683.872
180 AVA   2.860.551  LOPEZ JASPE MANUEL                 2.083.118.703    -    -    -    -    1.353.767.040
181 AVA     810.556  LOPEZ PAJARO ROBERTO ENRIQUE          62.656.866    -    -    -    -       43.198.848
182 AVA   3.714.263  LOPEZ QUINTANA JOSE                   59.323.903    -    -    -    -       40.049.608
183 AVA  22.252.784  LOPEZ SALAS GUILLERMINA               29.627.125    -    -    -    -       23.336.240
184 AVA     156.841  LOPEZ TAVERA LEVY LAUREANO            54.216.345    -    -    -    -       35.433.536
185 AVA     810.936  LORA GONZALEZ JULIO CESAR             92.699.129    -    -    -    -       57.223.736
186 AVA     812.196  LOZANO GARCIA GUILLERMO               59.323.903    -    -    -    -       40.049.608
187 AVA     820.231  LLINAS CARBONELL JACOB MANUEL         62.655.344    -    -    -    -       43.197.780
188 AVA      29.110  MACHLER TORRES FRANCISCO             430.769.231    -    -    -    -      286.807.680
189 AVA     804.699  MALDONADO MATOS ROQUE ALVARO          60.295.974    -    -    -    -       41.540.796
190 AVA     828.686  MANOTAS VARGAS EFRAIN                 61.794.839    -    -    -    -       43.635.992
191 AVA     810.254  MARCHENA NAVARRO ORLANDO              71.651.809    -    -    -    -       49.999.432
192 AVA     831.871  MARIN AMAYA HECTOR                   143.504.174    -    -    -    -       91.621.888
193 AVA  22.318.455  MARQUEZ DE HINESTROSA HILDA ESTHER    62.135.653    -    -    -    -       53.221.244
194 AVA  17.800.849  MARQUEZ ROCHA JOSE ESTEBAN            47.157.093    -    -    -    -       28.941.920
195 AVA     810.223  MARRIAGA GUERRA EDUARDO               42.772.209    -    -    -    -       25.203.612
196 AVA     871.714  MARTINEZ CASTRO JUAN DE LA CRUZ       47.026.744    -    -    -    -       28.859.436
197 AVA     810.613  MARTINEZ LARA ALBERTO                 47.251.259    -    -    -    -       29.573.834
198 AVA   3.711.898  MARTINEZ MUNOZ ENRIQUE DEL CARMEN     63.270.063    -    -    -    -       45.342.848
199 AVA     156.884  MARTINEZ MUNOZ JOSE DE JESUS          61.794.839    -    -    -    -       43.635.992
200 AVA     167.446  MEDINA HURTADO FRANCISCO              77.178.185    -    -    -    -       46.217.380
201 AVA     810.492  MEJIA MORENO CARLOS E                 59.571.651    -    -    -    -       34.568.136
202 AVA   1.202.528  MEJIA JARAMILLO HERNAN                48.990.120    -    -    -    -       30.999.968
203 AVA  17.072.101  MEJIA MORALES ENRIQUE                152.735.575    -    -    -    -       92.364.760
204 AVA   3.707.553  MENDOZA TEHERAN GREGORIO              47.251.259    -    -    -    -       29.573.834
205 AVA     810.519  MERCADO O BRIEN JOSE IGNACIO          63.005.153    -    -    -    -       37.898.404
206 AVA     828.090  MERIZALDE OTERO CRISTOBAL ANOTNIO     55.876.154    -    -    -    -       38.055.936
207 AVA     811.360  MEZA HEREIRA CARLOS JULIO             61.866.849    -    -    -    -       43.062.984
208 AVA   3.684.188  MOLINARES GOMEZ BRUNO JOSE            54.216.345    -    -    -    -       35.433.536
209 AVA     810.721  MOLINARES COY ENRIQUE                 42.751.860    -    -    -    -       24.544.910
210 AVA   3.690.479  MOLINARES GUIDO ROBERTO ANTONIO       55.932.374    -    -    -    -       36.956.180
211 AVA  22.680.404  MONSALVO FRUTO JULIA BEATRIZ          60.826.290    -    -    -    -       51.903.164
212 AVA     510.215  MONTALVO SALCEDO GILBERTO             30.672.213    -    -    -    -       16.938.496
213 AVA     810.998  MONTEALEGRE ALTAHONA DAVID            81.848.616    -    -    -    -       54.471.500
214 AVA     810.776  MONTENEGRO MONTENEGR JAIME LUIS       58.703.993    -    -    -    -       39.225.312
215 AVA     820.474  MONTES DEAVILA GUALTERIO             141.568.054    -    -    -    -       92.097.504
216 AVA      27.525  MONTES RIOJA CARLOS LUIS              49.892.427    -    -    -    -       31.587.116
217 AVA     810.880  MONTIEL JIMENEZ LUIS EDUARDO          57.633.703    -    -    -    -       38.494.916
218 AVA     810.879  MORA CANTILLO MARCO TULIO             57.635.103    -    -    -    -       38.495.872
219 AVA     534.356  MORALES ALVAREZ JOSE GUILLERMO        67.036.941    -    -    -    -       40.023.524
220 AVA   3.680.620  MORALES CERVANTES ANTONIO LUIS        60.998.500    -    -    -    -       41.619.436
221 AVA   3.712.948  MORALES CABRERA HERACLIO             166.942.229    -    -    -    -      113.090.216
222 AVA     810.910  MORALES FONTALVO AURELIO FRANCISCO    37.046.935    -    -    -    -       21.706.848
223 AVA     810.539  MORALES GUTIERREZ CRISTIAN            55.932.374    -    -    -    -       36.956.180
224 AVA      64.923  MORENO CARRANZA JOSE MISAEL           55.181.113    -    -    -    -       34.019.504
225 AVA     488.168  MORENO RIVEROS CLAUSNEL               57.390.261    -    -    -    -       39.500.116
226 AVA     811.018  NAVARRO DONADO EUGENIO                88.366.809    -    -    -    -       55.019.352
227 AVA     810.644  NAVARRO MARIANO JORGE ELIECER        179.655.267    -    -    -    -      128.329.512
228 AVA     867.766  NIEBLES BOLIVAR JOSE A                76.587.933    -    -    -    -       50.407.164
229 AVA   3.703.203  OBESO ESTRADA ENRIQUE MARIA           55.465.317    -    -    -    -       37.015.148
230 AVA     829.496  OLIVARES QUERALES LUIS CARLOS         57.635.103    -    -    -    -       38.495.872
231 AVA     867.666  OROZCO ARAUJO JUAN F SANTIAGO        127.955.238    -    -    -    -       85.632.360
232 AVA     816.957  OROZCO DIAZ VICTOR MANUEL             54.215.031    -    -    -    -       35.432.656
233 AVA     870.840  OROZCO DE LA CRUZ DILIO VALMIRO       61.794.839    -    -    -    -       43.635.992
234 AVA     524.856  OROZCO GONZALEZ JAIME ARTURO          54.216.345    -    -    -    -       35.433.536
235 AVA     868.296  OROZCO OSORIO OCTAVIO OBDULIO         57.238.157    -    -    -    -       34.987.328
236 AVA     810.430  ORTEGA MESA TOMAS EDUARDO             46.647.463    -    -    -    -       27.570.460
237 AVA   2.847.657  ORTEGON QUINTERO LUIS EDUARDO         65.918.964    -    -    -    -       46.376.348
238 AVA   6.070.481  ORTIZ EVELIO                          78.024.353    -    -    -    -       62.307.456
239 AVA      77.637  ORTIZ BARRERA JOSE REINALDO          144.147.243    -    -    -    -       92.920.504
240 AVA   1.606.468  ORTIZ GUTIERREZ LUIS ENRIQUE          55.932.374    -    -    -    -       36.956.180
241 AVA     834.959  OSIO OJEDA RAFAEL JOSE                55.931.020    -    -    -    -       36.955.264
242 AVA     830.811  OSORIO DE LA ROSA MIGUEL ANTONIO      50.744.904    -    -    -    -       32.453.498
243 AVA   5.582.776  OSPINA QUINTERO NOEL ALFREDO          64.684.354    -    -    -    -       46.795.184
244 AVA     484.865  PABON LEON MARCO ANTONIO              52.180.031    -    -    -    -       34.070.600
245 AVA     867.570  PADILLA ZAMORA EDULFO LUIS            64.297.471    -    -    -    -       44.786.024
246 AVA   3.869.385  PADILLA SALCEDO JUAN ANTONIO          47.157.688    -    -    -    -       29.807.570
247 AVA     810.933  PADILLA VILLALOBOS ERASMO             53.135.449    -    -    -    -       30.990.478
248 AVA     825.055  PALACIOS PORRAS JAIME                 60.997.020    -    -    -    -       41.618.404
249 AVA     830.872  PALMA MOLINARES ANGEL                113.324.823    -    -    -    -       72.863.776
250 AVA  22.322.880  PARDEY ELVIRA CECILIA                 68.559.672    -    -    -    -       59.525.856

166  AVA      26.187  JIMENEZ PEDRIQUEZ DIEGO                33.282.384     1.485.741        88.167.593       900.546   89.371.619
167  AVA     810.973  JIMENEZ ORTEGA VICTOR                  17.506.504     1.276.305        54.216.345       386.652   55.487.058
168  AVA     868.072  JINETE JIMENEZ RAFAEL OVIDIO           15.154.574     1.442.965        42.079.157       386.652   42.786.054
169  AVA     868.528  JINETE MONTERO EDGARDO LUIS            39.077.232     1.119.683       135.354.387       821.526  139.145.349
170  AVA     820.226  JINETTE ROSALES ALBERTO CALIXTO        17.253.836     1.301.449        52.487.321       386.652   53.663.448
171  AVA   3.310.468  JOHNSON VILLA LUIS EDUARDO             15.558.915     1.420.675        43.792.232       386.652   44.569.826
172  AVA     876.636  LAGUADO MONCADA JESUS MARIA            18.391.764     1.119.683        64.297.471       386.652   66.127.826
173  AVA     534.341  LARA CAMERO LUIS ANTONIO               64.590.048     1.374.434       183.131.650     1.531.860  186.517.477
174  AVA      60.153  LEAL RODRIGUEZ MARIO                   17.913.766     1.225.021        57.633.703       386.643   59.091.329
175  AVA     492.313  LINARES ROZO JUAN DAVID                15.558.915     1.420.675        43.792.232       386.652   44.569.826
176  AVA     810.914  LOBO DE LA HOZ JULIO CESAR             30.861.564     1.225.021        98.405.045       666.102  100.848.983
177  AVA   3.699.387  LUBO PEDROZA ABDUL VICENTE             17.913.766     1.225.021        57.633.703       386.643   59.091.329
178  AVA     113.538  LOBO PERALTA JESUS EMILIO              32.541.586     1.146.262       110.455.960       687.115  113.473.166
179  AVA   3.686.386  LOPEZ BUSTAMANTE DAGOBERTO             19.671.236     1.374.434        56.729.542       466.536   57.830.074
180  AVA   2.860.551  LOPEZ JASPE MANUEL                    726.650.560     2.701.103     2.083.118.703    16.885.091  867.427.655
181  AVA     810.556  LOPEZ PAJARO ROBERTO ENRIQUE           18.311.756     1.146.262        62.656.866       386.652   64.393.468
182  AVA   3.714.263  LOPEZ QUINTANA JOSE                    18.075.294     1.199.001        59.323.903       386.652   60.874.527
183  AVA  22.252.784  LOPEZ SALAS GUILLERMINA                 4.804.732     1.486.153        29.627.125       393.972   29.902.657
184  AVA     156.841  LOPEZ TAVERA LEVY LAUREANO             17.506.504     1.276.305        54.216.345       386.652   55.487.058
185  AVA     810.936  LORA GONZALEZ JULIO CESAR              34.032.428     1.442.965        92.699.129       868.300   94.159.125
186  AVA     812.196  LOZANO GARCIA GUILLERMO                18.075.294     1.199.001        59.323.903       386.652   60.874.527
187  AVA     820.231  LLINAS CARBONELL JACOB MANUEL          18.311.302     1.146.262        62.655.344       386.643   64.391.999
188  AVA      29.110  MACHLER TORRES FRANCISCO              141.701.936     2.259.615       430.769.231     3.129.659  440.428.703
189  AVA     804.699  MALDONADO MATOS ROQUE ALVARO           17.608.916     1.146.262        60.295.974       371.812   61.969.394
190  AVA     828.686  MANOTAS VARGAS EFRAIN                  17.088.332     1.070.515        61.794.839       358.000   64.461.575
191  AVA     810.254  MARCHENA NAVARRO ORLANDO               20.532.694     1.119.683        71.651.809       431.662   73.685.231
192  AVA     831.871  MARIN AMAYA HECTOR                     50.507.852     1.374.434       143.504.174     1.197.877  146.173.501
193  AVA  22.318.455  MARQUEZ DE HINESTROSA HILDA ESTHER      7.941.063       973.346        62.135.653       384.463   63.853.384
194  AVA  17.800.849  MARQUEZ ROCHA JOSE ESTEBAN             16.794.498     1.420.675        47.157.093       417.358   47.988.451
195  AVA     810.223  MARRIAGA GUERRA EDUARDO                16.062.418     1.506.179        42.772.209       448.938   43.354.631
196  AVA     871.714  MARTINEZ CASTRO JUAN DE LA CRUZ        16.746.633     1.420.675        47.026.744       416.168   47.855.966
197  AVA     810.613  MARTINEZ LARA ALBERTO                  16.302.991     1.374.434        47.251.259       386.652   48.180.364
198  AVA   3.711.898  MARTINEZ MUNOZ ENRIQUE DEL CARMEN      16.887.960     1.039.255        63.270.063       358.000   65.988.637
199  AVA     156.884  MARTINEZ MUNOZ JOSE DE JESUS           17.088.332     1.070.515        61.794.839       358.000   64.461.575
200  AVA     167.446  MEDINA HURTADO FRANCISCO               29.454.626     1.506.179        77.178.185       823.245   78.159.049
201  AVA     810.492  MEJIA MORENO CARLOS E                  23.440.024     1.563.491        59.571.651       730.993   60.158.070
202  AVA   1.202.528  MEJIA JARAMILLO HERNAN                 16.639.601     1.350.551        48.990.120       386.652   49.999.382
203  AVA  17.072.101  MEJIA MORALES ENRIQUE                  58.864.636     1.506.179       152.735.575     1.645.244  154.591.492
204  AVA   3.707.553  MENDOZA TEHERAN GREGORIO               16.302.991     1.374.434        47.251.259       386.652   48.180.364
205  AVA     810.519  MERCADO O BRIEN JOSE IGNACIO           23.621.008     1.485.741        63.005.153       639.131   63.889.823
206  AVA     828.090  MERIZALDE OTERO CRISTOBAL ANOTNIO      16.647.506     1.172.712        55.876.154       358.000   58.093.355
207  AVA     811.360  MEZA HEREIRA CARLOS JULIO              17.684.182     1.119.683        61.866.849       371.777   63.630.241
208  AVA   3.684.188  MOLINARES GOMEZ BRUNO JOSE             17.506.504     1.276.305        54.216.345       386.652   55.487.058
209  AVA     810.721  MOLINARES COY ENRIQUE                  16.643.459     1.563.491        42.751.860       519.038   43.199.096
210  AVA   3.690.479  MOLINARES GUIDO ROBERTO ANTONIO        17.725.388     1.250.806        55.932.374       386.652   57.296.716
211  AVA  22.680.404  MONSALVO FRUTO JULIA BEATRIZ            7.922.631     1.000.495        60.826.290       386.652   62.459.989
212  AVA     510.215  MONTALVO SALCEDO GILBERTO              12.119.255     1.614.462        30.672.213       429.720   30.924.984
213  AVA     810.998  MONTEALEGRE ALTAHONA DAVID             26.126.310     1.250.806        81.848.616       569.906   83.815.082
214  AVA     810.776  MONTENEGRO MONTENEGR JAIME LUIS        18.253.660     1.225.021        58.703.993       393.979   60.187.497
215  AVA     820.474  MONTES DEAVILA GUALTERIO               48.144.340     1.326.210       141.568.054     1.097.254  144.458.426
216  AVA      27.525  MONTES RIOJA CARLOS LUIS               16.954.760     1.350.551        49.892.427       393.976   50.919.025
217  AVA     810.880  MONTIEL JIMENEZ LUIS EDUARDO           17.913.766     1.225.021        57.633.703       386.643   59.091.329
218  AVA     810.879  MORA CANTILLO MARCO TULIO              17.914.210     1.225.021        57.635.103       386.652   59.092.675
219  AVA     534.356  MORALES ALVAREZ JOSE GUILLERMO         25.507.238     1.506.179        67.036.941       712.918   67.900.448
220  AVA   3.680.620  MORALES CERVANTES ANTONIO LUIS         18.206.352     1.172.712        60.998.500       386.652   62.641.691
221  AVA   3.712.948  MORALES CABRERA HERACLIO               52.626.992     1.225.021       166.942.229     1.135.878  171.044.400
222  AVA     810.910  MORALES FONTALVO AURELIO FRANCISCO     13.833.908     1.506.179        37.046.935       386.652   37.563.051
223  AVA     810.539  MORALES GUTIERREZ CRISTIAN             17.725.388     1.250.806        55.932.374       386.652   57.296.716
224  AVA      64.923  MORENO CARRANZA JOSE MISAEL            19.740.934     1.420.675        55.181.113       490.579   56.140.452
225  AVA     488.168  MORENO RIVEROS CLAUSNEL                16.743.883     1.146.262        57.390.261       358.000   59.713.249
226  AVA     811.018  NAVARRO DONADO EUGENIO                 31.926.782     1.420.675        88.366.809       793.408   89.855.675
227  AVA     810.644  NAVARRO MARIANO JORGE ELIECER          50.255.240     1.070.515       179.655.267     1.039.749  185.024.287
228  AVA     867.766  NIEBLES BOLIVAR JOSE A                 24.904.464     1.276.305        76.587.933       550.045   78.355.353
229  AVA   3.703.203  OBESO ESTRADA ENRIQUE MARIA            17.225.148     1.225.021        55.465.317       371.780   56.870.455
230  AVA     829.496  OLIVARES QUERALES LUIS CARLOS          17.914.210     1.225.021        57.635.103       386.652   59.092.675
231  AVA     867.666  OROZCO ARAUJO JUAN F SANTIAGO          41.072.072     1.250.806       127.955.238       895.925  130.992.725
232  AVA     816.957  OROZCO DIAZ VICTOR MANUEL              17.506.070     1.276.305        54.215.031       386.643   55.485.795
233  AVA     870.840  OROZCO DE LA CRUZ DILIO VALMIRO        17.088.332     1.070.515        61.794.839       358.000   64.461.575
234  AVA     524.856  OROZCO GONZALEZ JAIME ARTURO           17.506.504     1.276.305        54.216.345       386.652   55.487.058
235  AVA     868.296  OROZCO OSORIO OCTAVIO OBDULIO          20.807.864     1.442.965        57.238.157       530.890   58.170.628
236  AVA     810.430  ORTEGA MESA TOMAS EDUARDO              17.570.824     1.506.179        46.647.463       491.098   47.274.820
237  AVA   2.847.657  ORTEGON QUINTERO LUIS EDUARDO          18.449.566     1.093.050        65.918.964       386.652   67.843.225
238  AVA   6.070.481  ORTIZ EVELIO                           14.988.343       728.554        78.024.353       358.000   82.011.170
239  AVA      77.637  ORTIZ BARRERA JOSE REINALDO            49.876.188     1.350.551       144.147.243     1.158.967  146.975.410
240  AVA   1.606.468  ORTIZ GUTIERREZ LUIS ENRIQUE           17.725.388     1.250.806        55.932.374       386.652   57.296.716
241  AVA     834.959  OSIO OJEDA RAFAEL JOSE                 17.724.950     1.250.806        55.931.020       386.643   57.295.413
242  AVA     830.811  OSORIO DE LA ROSA MIGUEL ANTONIO       16.965.196     1.326.210        50.744.904       386.652   51.826.606
243  AVA   5.582.776  OSPINA QUINTERO NOEL ALFREDO           16.876.514     1.012.656        64.684.354       358.000   67.539.797
244  AVA     484.865  PABON LEON MARCO ANTONIO               16.833.126     1.276.305        52.180.031       371.780   53.405.591
245  AVA     867.570  PADILLA ZAMORA EDULFO LUIS             18.391.764     1.119.683        64.297.471       386.652   66.127.826
246  AVA   3.869.385  PADILLA SALCEDO JUAN ANTONIO           15.999.567     1.350.551        47.157.688       371.780   48.131.974
247  AVA     810.933  PADILLA VILLALOBOS ERASMO              20.599.906     1.545.065        53.135.449       618.139   53.725.052
248  AVA     825.055  PALACIOS PORRAS JAIME                  18.205.904     1.172.712        60.997.020       386.643   62.640.263
249  AVA     830.872  PALMA MOLINARES ANGEL                  39.110.496     1.350.551       113.324.823       908.806  115.563.848
250  AVA  22.322.880  PARDEY ELVIRA CECILIA                   8.142.445       891.371        68.559.672       393.976   70.637.970

251   AVA  41.572.510  PARRA RAMOS BERNARDA                 702015   100  2   Soltero(a)     71  0    11/03/1933   01/06/1994
252   AVA   4.997.867  PENA CABALLERO MANUEL                709063   100  1   Casado(a)      85  0    13/04/1919   01/04/1946
253   AVA     836.335  PEREZ VILLA VIRGILIO ERNESTO         724006   100  1   Viudo(a)       71  0    21/05/1933   01/12/1955
254   AVA   1.847.807  PINCHAO ANGEL MARIA B                727602   100  1   Casado(a)      69  0    20/11/1934   20/11/1994
255   AVA   2.032.708  PINZON PRIETO LUIS JESUS             732826   100  1   Casado(a)      80  0    27/01/1924   16/04/1945
256   AVA      77.885  POMBO LEYVA MIGUEL                   738942   100  1   Casado(a)      85  0    07/04/1919   06/06/1938
257   AVA   8.217.181  POSADA ECHEVERRY HUMBERTO            741285   100  1   Casado(a)      79  0    09/03/1925   03/03/1948
258   AVA   3.701.076  PRASCA MORENO BENJAMIN               745065   100  1   Casado(a)      75  0    27/04/1929   03/11/1952
259   AVA      77.673  PRENK COLINA EDUARDO                 745426   100  1   Casado(a)      90  0    22/10/1913   01/09/1947
260   AVA     810.766  PRINCIPE DE MOYA EDUARDO CESAR       747762   100  1   Casado(a)      78  0    11/02/1926   02/11/1953
261   AVA     830.928  PUCHE FIGUEROA RONALDO               747946   100  1   Casado(a)      72  0    09/09/1931   30/09/1949
262   AVA     834.241  QUERALES BARRIOS ABIMAEL             751435   100  1   Casado(a)      79  0    17/10/1924   08/03/1990
263   AVA  17.025.716  QUIAZUA RODRIGUEZ LUIS BELTRAN       751867   100  1   Casado(a)      68  0    05/02/1936   01/02/1954
264   AVA   3.688.320  QUINTANA PADILLA JULIO CESAR         753056   100  1   Casado(a)      74  0    30/10/1929   02/04/1990
265   AVA  41.438.436  QUINTANA VALENZUELA YORGI ELSI       753152   100  2   Soltero(a)     60  0    01/09/1943   23/11/1970
266   AVA     121.993  QUIROZ RODRIGUEZ TOMAS JOSE          757816   100  1   Casado(a)      70  0    27/12/1933   13/10/1954
267   AVA     152.674  RAMIREZ GARZON ANTONIO               761891   100  1   Casado(a)      69  0    02/02/1935   25/02/1952
268   AVA   2.858.738  RAMIREZ DAVID EDUARDO                762764   100  1   Casado(a)      68  0    27/11/1935   21/09/1953
269   AVA      95.841  RAMIRES MOLINA MARCOS                766662   100  1   Casado(a)      73  0    09/04/1931   15/03/1955
270   AVA     838.168  RAMIREZ RODRIGUEZ ASCANIO NICOLAS    768014   100  1   Casado(a)      74  0    26/12/1929   16/04/1949
271   AVA   3.287.022  RAMIREZ ZAPATA SEGUNDO HERMINO       770976   100  1   Casado(a)      66  0    28/06/1938   01/12/1998
272   AVA   2.035.551  RAMON JAIMES JESUS EUGENIO           771024   100  1   Soltero(a)     67  0    21/02/1937   05/11/1962
273   AVA      77.536  RAMOS RAMOS MARCO ANTONIO            773113   100  1   Casado(a)      81  0    08/07/1922   27/02/1946
274   AVA   2.530.729  REBOLLEDO ORTIZ GERARDO              776005   100  1   Casado(a)      67  0    02/12/1936   01/08/1956
275   AVA   3.326.615  RESTREPO CANO JOSE DAVID             779063   100  1   Casado(a)      76  0    25/08/1927   07/10/1950
276   AVA     485.717  REY PARDO FERNANDO                   782633   100  1   Casado(a)      78  0    12/09/1925   15/02/1956
277   AVA   5.266.085  RIASCOS YELA RAUL LAUREANO           786203   100  1   Casado(a)      66  0    01/09/1937   01/09/1956
278   AVA     810.317  RIVERA CABALLERO ALFONSO             793343   100  1   Casado(a)      70  0    12/02/1934   01/06/2002
279   AVA     802.006  RODRIGUEZ JOSE IGNACIO               802944   100  1   Divorsiado(a)  73  0    04/08/1930   21/04/1964
280   AVA  22.299.350  HEILBRON DE RODRIGUE EVANGELINA      809852   100  2   Viudo(a)       76  0    17/05/1928   09/04/1988
281   AVA  22.861.231  ROJAS P INES MARIA                   821564   100  2   Casado(a)      93  0    17/05/1911   01/02/1951
282   AVA   6.039.587  ROJAS ESPINOSA JULIO CESAR           821903   100  1   Casado(a)      86  0    20/11/1917   01/03/1954
283   AVA     868.873  ROLONG BOLIVAR RUBEN ALBERTO         824961   100  1   Casado(a)      88  0    23/09/1915   28/09/1935
284   AVA     832.119  ROMERO BARANDICA WILSON ELOY         825812   100  1   Casado(a)      75  0    30/11/1928   01/02/1952
285   AVA      60.360  ROZO MATEUS MANUEL JOSE              832613   100  1   Casado(a)      79  0    24/03/1925   06/07/1942
286   AVA  17.107.501  RUEDA LUIS GERARDO                   837419   100  1   Soltero(a)     60  0    14/01/1944   27/01/1964
287   AVA     810.218  RUIZ GALINDO ARMANDO                 841455   100  1   Casado(a)      80  0    11/03/1924   24/05/1954
288   AVA   3.715.582  RUIZ MEJIA JUAN MODESTO              842989   100  1   Casado(a)      72  0    22/08/1931   18/03/1957
289   AVA      77.666  SERRATO VARGAS RAFAEL ANTONIO        844104   100  1   Casado(a)      78  0    12/04/1926   24/01/1972
290   AVA   1.891.205  RUIZ RESTREPO TULIO                  844340   100  1   Casado(a)      77  0    16/06/1927   27/02/1946
291   AVA   6.076.429  SAA GIRON MANUEL MARIA               845541   100  1   Soltero(a)     79  0    19/09/1924   14/08/1942
292   AVA   1.534.994  SAENZ BETIN ALFONSO                  846440   100  1   Casado(a)      72  0    05/11/1931   01/07/1948
293   AVA     810.493  SAEZ BOVEA RAFAEL ANGEL              846624   100  1   Casado(a)      73  0    20/01/1931   10/01/1951
294   AVA  20.162.507  SALAMANCA DE HERRERA ROSA MARIA      848061   100  2   Casado(a)      82  0    25/11/1921   24/12/1945
295   AVA      13.579  SALAZAR PAEZ ALFONSO                 851126   100  1   Casado(a)      80  0    28/03/1924   16/11/1942
296   AVA      48.409  SALCEDO CAMARGO GUILLERMO            852025   100  1   Casado(a)      75  0    14/12/1928   22/01/1946
297   AVA     803.318  SALEM SIMAN ENRIQUE ANTONIO          854361   100  1   Casado(a)      74  0    02/04/1930   01/10/1953
298   AVA     892.387  SAMUDIO DE LA OSSA ALBERTO           857780   100  1   Casado(a)      87  0    15/07/1916   14/12/1937
299   AVA     101.755  SANDOVAL BARRERA JAIME               868405   100  1   Casado(a)      79  0    24/01/1925   08/10/1955
300   AVA     810.206  SANDOVAL DONADO CARLOS A             868943   100  1   Casado(a)      85  0    04/05/1919   13/07/1942
301   AVA     802.847  SANJUAN VEGA DELIMIRO                871640   100  1   Casado(a)      72  0    04/04/1932   17/02/1950
302   AVA     810.517  SANTIAGO CARLOS                      873261   100  1   Casado(a)      75  0    13/02/1929   03/12/1948
303   AVA     810.077  SANTIAGO HERNANDEZ SANTANDER         873622   100  1   Casado(a)      72  0    18/07/1931   01/01/1996
304   AVA     868.907  SEQUEDA QUERALES JOSE DE DIOS        881366   100  1   Soltero(a)     96  0    11/02/1908   10/07/1940
305   AVA      77.213  SERRANO MARTINEZ GABRIEL             882980   100  1   Casado(a)      76  0    20/09/1927   01/01/1946
306   AVA      15.931  SIERRA HUERTAS JOSE LUIS             885861   100  1   Casado(a)      81  0    20/04/1923   30/12/1945
307   AVA     810.520  SIERRA VILLAMIL JOAQUIN              886222   100  1   Casado(a)      76  0    05/08/1927   21/08/1948
308   AVA     807.723  SILGUERO TORRES NEMIAS               888204   100  1   Casado(a)      71  0    19/03/1933   01/08/2000
309   AVA   3.682.635  SOLANO JIMENEZ JACINTO P             893060   100  1   Casado(a)      77  0    11/09/1926   17/09/1947
310   AVA  17.097.521  SOTO RODRIGUEZ CARLOS JULIO          897017   100  1   Casado(a)          0    12/02/1944   22/10/1970
311   AVA     156.829  SOTO VASQUEZ LUIS NESTOR             897746   100  1   Viudo(a)       77  0    16/09/1926   03/11/1952
312   AVA   1.351.958  SUAREZ PALOMINO JORGE ENRIQUE        900443   100  1   Casado(a)      90  0    08/01/1914   04/06/1936
313   AVA   3.924.433  SUAREZ TRESPALACIOS MARCO FIDEL      901913   100  1   Casado(a)      81  0    03/10/1922   15/03/1954
314   AVA     156.852  SUAREZ SUAREZ ALVARO                 902182   100  1   Casado(a)      74  0    03/06/1930   01/09/1961
315   AVA   3.264.747  TALERO CUERVO LUIS EDUARDO           906286   100  1   Viudo(a)       87  0    05/09/1916   11/08/1936
316   AVA   2.026.459  TARAZONA MORANTES ALEJANDRINO        908320   100  1   Casado(a)      81  0    09/02/1923   27/03/1945
317   AVA  17.072.004  TATIS CONSUEGRA MARCO A              908821   100  1   Casado(a)      81  0    17/08/1922   18/03/1940
318   AVA     810.507  TERAN BARRIOS PEDRO JEREMIAS         911046   100  1   Casado(a)      70  0    06/08/1933   01/04/1952
319   AVA     810.530  TERAN MOSCOTE PABLO                  911385   100  1   Casado(a)      88  0    05/05/1916   01/02/1952
320   AVA      76.706  THORRENS RICARDO ANTONIO HEBERTO     911724   100  1   Casado(a)      77  0    13/06/1927   12/04/1954
321   AVA     156.933  TIETJEN DE LA HOZ ENRIQUE            912063   100  1   Casado(a)      89  0    18/01/1915   05/03/1935
322   AVA   3.703.841  TORRES ARIZA CIRO ALFREDO            915633   100  1   Casado(a)      79  0    15/01/1925   05/11/1956
323   AVA      76.964  TORRES BERRIO ALFONSO                916311   100  1   Casado(a)      83  0    24/06/1921   30/01/1956
324   AVA     810.351  TORRES ESCORCIA FERNANDO JOSE        919030   100  1   Casado(a)      72  0    05/01/1932   02/10/1950
325   AVA   3.709.515  TORRES LOZANO JAIME                  921071   100  1   Casado(a)      73  0    09/01/1931   16/07/1954
326   AVA   3.697.674  TORRES MERCDO CESAR EUCLIDES         921841   100  1   Casado(a)      76  0    05/12/1927   22/12/1954
327   AVA     812.218  TORRES OLIVER LUIS ADOLFO            922946   100  1   Casado(a)      82  0    20/09/1921   02/01/1945
328   AVA     811.066  TORRES MANOSALVA OCTAVIO             923285   100  1   Casado(a)      83  0    30/01/1921   28/05/1946
329   AVA      18.997  TORRES PALAU RAUL                    923392   100  1   Casado(a)      83  0    01/02/1921   05/09/1945
330   AVA   2.904.131  TORRES SAAVEDRA JOSE RUBEN           925153   100  1   Casado(a)      67  0    23/04/1937   21/02/1955
331   AVA     803.019  TRAVECEDO HERNANDEZ GILBERTO         927194   100  1   Casado(a)      76  0    30/12/1927   19/06/1946
332   AVA      77.262  TRIVINO LOPEZ JORGE ARTURO           929062   100  1   Casado(a)      82  0    17/01/1922   02/01/1951
333   AVA      77.319  TRUJILLO BENAVIDES ALVARO            930252   100  1   Casado(a)      77  0    18/02/1927   01/10/1945
334   AVA     809.718  TRUJILLO CABARCAS ANTONIO            930451   100  1   Casado(a)      86  0    26/06/1918   08/07/1949
335   AVA      76.966  TRUJILLO MARTINEZ PABLO EMILIO       931276   100  1   Casado(a)      77  0    29/06/1927   16/01/1948

251 AVA 41.572.510 PARRA RAMOS BERNARDA              JUBILACION TOTAL CARGO EMPRESA    425.268    55.123.144   8.922.816   1.081.545
252 AVA  4.997.867 PENA CABALLERO MANUEL             JUBILACION TOTAL CARGO EMPRESA    397.257    26.462.534  16.116.830   1.464.655
253 AVA    836.335 PEREZ VILLA VIRGILIO ERNESTO      JUBILACION TOTAL CARGO EMPRESA    362.170    44.672.792  18.345.262   1.119.683
254 AVA  1.847.807 PINCHAO ANGEL MARIA B             JUBILACION TOTAL CARGO EMPRESA    332.000    43.635.992  17.088.332   1.070.515
255 AVA  2.032.708 PINZON PRIETO LUIS JESUS          JUBILACION TOTAL CARGO EMPRESA    555.602    47.436.556  25.462.134   1.350.551
256 AVA     77.885 POMBO LEYVA MIGUEL                JUBILACION TOTAL CARGO EMPRESA  1.923.024   128.098.648  78.017.632   1.696.727
257 AVA  8.217.181 POSADA ECHEVERRY HUMBERTO         JUBILACION TOTAL CARGO EMPRESA    363.088    32.453.498  16.965.196   1.326.210
258 AVA  3.701.076 PRASCA MORENO BENJAMIN            JUBILACION TOTAL CARGO EMPRESA    363.088    38.495.872  17.914.210   1.225.021
259 AVA     77.673 PRENK COLINA EDUARDO              JUBILACION TOTAL CARGO EMPRESA    973.475    49.022.592  33.241.330   1.563.491
260 AVA    810.766 PRINCIPE DE MOYA EDUARDO CESAR    JUBILACION TOTAL CARGO EMPRESA    363.088    33.932.036  17.253.836   1.301.449
261 AVA    830.928 PUCHE FIGUEROA RONALDO            JUBILACION TOTAL CARGO EMPRESA  1.048.031   124.690.800  52.855.748   1.146.262
262 AVA    834.241 QUERALES BARRIOS ABIMAEL          JUBILACION TOTAL CARGO EMPRESA    363.079    32.452.694  16.964.776   1.326.210
263 AVA 17.025.716 QUIAZUA RODRIGUEZ LUIS BELTRAN    JUBILACION TOTAL CARGO EMPRESA    332.000    45.342.848  16.887.960   1.039.255
264 AVA  3.688.320 QUINTANA PADILLA JULIO CESAR      JUBILACION TOTAL CARGO EMPRESA    363.079    40.048.612  18.074.846   1.199.001
265 AVA 41.438.436 QUINTANA VALENZUELA YORGI ELSI    JUBILACION TOTAL CARGO EMPRESA    332.000    59.310.568   7.152.200     783.441
266 AVA    121.993 QUIROZ RODRIGUEZ TOMAS JOSE       JUBILACION TOTAL CARGO EMPRESA    332.000    42.405.556  16.869.894   1.093.050
267 AVA    152.674 RAMIREZ GARZON ANTONIO            JUBILACION TOTAL CARGO EMPRESA  1.407.426   184.983.216  72.441.456   1.070.515
268 AVA  2.858.738 RAMIREZ DAVID EDUARDO             JUBILACION TOTAL CARGO EMPRESA    332.000    45.342.848  16.887.960   1.039.255
269 AVA     95.841 RAMIRES MOLINA MARCOS             JUBILACION TOTAL CARGO EMPRESA    349.119    40.018.224  17.505.906   1.172.712
270 AVA    838.168 RAMIREZ RODRIGUEZ ASCANIO NICOLAS JUBILACION TOTAL CARGO EMPRESA    363.088    40.049.608  18.075.294   1.199.001
271 AVA  3.287.022 RAMIREZ ZAPATA SEGUNDO HERMINO    JUBILACION TOTAL CARGO EMPRESA    332.000    48.244.920  16.838.418     986.104
272 AVA  2.035.551 RAMON JAIMES JESUS EUGENIO        JUBILACION TOTAL CARGO EMPRESA    332.000    46.795.184  16.876.514   1.012.656
273 AVA     77.536 RAMOS RAMOS MARCO ANTONIO         JUBILACION TOTAL CARGO EMPRESA    586.115    47.739.580  26.317.112   1.374.434
274 AVA  2.530.729 REBOLLEDO ORTIZ GERARDO           JUBILACION TOTAL CARGO EMPRESA    332.000    46.795.184  16.876.514   1.012.656
275 AVA  3.326.615 RESTREPO CANO JOSE DAVID          JUBILACION TOTAL CARGO EMPRESA    430.571    43.824.800  21.019.804   1.250.806
276 AVA    485.717 REY PARDO FERNANDO                JUBILACION TOTAL CARGO EMPRESA    477.344    44.609.724  22.683.248   1.301.449
277 AVA  5.266.085 RIASCOS YELA RAUL LAUREANO        JUBILACION TOTAL CARGO EMPRESA    349.119    50.732.588  17.706.662     986.104
278 AVA    810.317 RIVERA CABALLERO ALFONSO          JUBILACION TOTAL CARGO EMPRESA    332.000    42.405.556  16.869.894   1.093.050
279 AVA    802.006 RODRIGUEZ JOSE IGNACIO            JUBILACION TOTAL CARGO EMPRESA    363.088    41.619.436  18.206.352   1.172.712
280 AVA 22.299.350 HEILBRON DE RODRIGUE EVANGELINA   JUBILACION TOTAL CARGO EMPRESA    445.518    47.797.000   8.495.012   1.217.356
281 AVA 22.861.231 ROJAS P INES MARIA                JUBILACION TOTAL CARGO EMPRESA    363.088    16.012.164   3.458.524   1.601.545
282 AVA  6.039.587 ROJAS ESPINOSA JULIO CESAR        JUBILACION TOTAL CARGO EMPRESA    389.654    24.604.766  15.335.459   1.485.741
283 AVA    868.873 ROLONG BOLIVAR RUBEN ALBERTO      JUBILACION TOTAL CARGO EMPRESA    553.526    31.290.314  20.375.518   1.525.970
284 AVA    832.119 ROMERO BARANDICA WILSON ELOY      JUBILACION TOTAL CARGO EMPRESA  1.165.989   123.622.272  57.528.128   1.225.021
285 AVA     60.360 ROZO MATEUS MANUEL JOSE           JUBILACION TOTAL CARGO EMPRESA    505.338    45.168.072  23.611.792   1.326.210
286 AVA 17.107.501 RUEDA LUIS GERARDO                JUBILACION TOTAL CARGO EMPRESA    419.573    71.803.696  20.242.610     829.112
287 AVA    810.218 RUIZ GALINDO ARMANDO              JUBILACION TOTAL CARGO EMPRESA    856.178    73.099.328  39.236.936   1.350.551
288 AVA  3.715.582 RUIZ MEJIA JUAN MODESTO           JUBILACION TOTAL CARGO EMPRESA    361.865    43.053.340  18.250.078   1.146.262
289 AVA     77.666 SERRATO VARGAS RAFAEL ANTONIO     JUBILACION TOTAL CARGO EMPRESA    363.088    33.932.036  17.253.836   1.301.449
290 AVA  1.891.205 RUIZ RESTREPO TULIO               JUBILACION TOTAL CARGO EMPRESA    658.827    64.294.520  31.765.736   1.276.305
291 AVA  6.076.429 SAA GIRON MANUEL MARIA            JUBILACION TOTAL CARGO EMPRESA    474.050    42.371.492  22.149.868   1.326.210
292 AVA  1.534.994 SAENZ BETIN ALFONSO               JUBILACION TOTAL CARGO EMPRESA    605.605    72.052.616  30.542.710   1.146.262
293 AVA    810.493 SAEZ BOVEA RAFAEL ANGEL           JUBILACION TOTAL CARGO EMPRESA    332.000    38.055.936  16.647.506   1.172.712
294 AVA 20.162.507 SALAMANCA DE HERRERA ROSA MARIA   JUBILACION TOTAL CARGO EMPRESA    402.511    32.985.648   6.414.016   1.371.401
295 AVA     13.579 SALAZAR PAEZ ALFONSO              JUBILACION TOTAL CARGO EMPRESA  3.247.232   277.244.320 148.814.192   2.641.900
296 AVA     48.409 SALCEDO CAMARGO GUILLERMO         JUBILACION TOTAL CARGO EMPRESA    369.965    39.224.996  18.253.510   1.225.021
297 AVA    803.318 SALEM SIMAN ENRIQUE ANTONIO       JUBILACION TOTAL CARGO EMPRESA    332.000    36.620.512  16.527.666   1.199.001
298 AVA    892.387 SAMUDIO DE LA OSSA ALBERTO        JUBILACION TOTAL CARGO EMPRESA  1.200.271    71.756.984  45.731.172   1.506.179
299 AVA    101.755 SANDOVAL BARRERA JAIME            JUBILACION TOTAL CARGO EMPRESA    363.088    32.453.498  16.965.196   1.326.210
300 AVA    810.206 SANDOVAL DONADO CARLOS A          JUBILACION TOTAL CARGO EMPRESA    450.585    30.014.880  18.280.362   1.464.655
301 AVA    802.847 SANJUAN VEGA DELIMIRO             JUBILACION TOTAL CARGO EMPRESA    363.088    43.198.848  18.311.756   1.146.262
302 AVA    810.517 SANTIAGO CARLOS                   JUBILACION TOTAL CARGO EMPRESA    363.088    38.495.872  17.914.210   1.225.021
303 AVA    810.077 SANTIAGO HERNANDEZ SANTANDER      JUBILACION TOTAL CARGO EMPRESA    332.000    39.500.116  16.743.883   1.146.262
304 AVA    868.907 SEQUEDA QUERALES JOSE DE DIOS     JUBILACION TOTAL CARGO EMPRESA    393.229    13.627.888  10.193.733   1.658.967
305 AVA     77.213 SERRANO MARTINEZ GABRIEL          JUBILACION TOTAL CARGO EMPRESA    349.122    35.534.676  17.043.590   1.250.806
306 AVA     15.931 SIERRA HUERTAS JOSE LUIS          JUBILACION TOTAL CARGO EMPRESA  1.128.556    91.921.872  50.673.220   1.374.434
307 AVA    810.520 SIERRA VILLAMIL JOAQUIN           JUBILACION TOTAL CARGO EMPRESA    363.088    36.956.180  17.725.388   1.250.806
308 AVA    807.723 SILGUERO TORRES NEMIAS            JUBILACION TOTAL CARGO EMPRESA    332.000    40.951.396  16.817.040   1.119.683
309 AVA  3.682.635 SOLANO JIMENEZ JACINTO P          JUBILACION TOTAL CARGO EMPRESA    566.109    55.246.228  27.295.284   1.276.305
310 AVA 17.097.521 SOTO RODRIGUEZ CARLOS JULIO       JUBILACION TOTAL CARGO EMPRESA
311 AVA    156.829 SOTO VASQUEZ LUIS NESTOR          JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504   1.276.305
312 AVA  1.351.958 SUAREZ PALOMINO JORGE ENRIQUE     JUBILACION TOTAL CARGO EMPRESA    352.567    17.754.692  12.039.134   1.563.491
313 AVA  3.924.433 SUAREZ TRESPALACIOS MARCO FIDEL   JUBILACION TOTAL CARGO EMPRESA    363.088    29.573.834  16.302.991   1.374.434
314 AVA    156.852 SUAREZ SUAREZ ALVARO              JUBILACION TOTAL CARGO EMPRESA    363.088    40.049.608  18.075.294   1.199.001
315 AVA  3.264.747 TALERO CUERVO LUIS EDUARDO        JUBILACION TOTAL CARGO EMPRESA    527.636    31.544.180  20.103.302   1.506.179
316 AVA  2.026.459 TARAZONA MORANTES ALEJANDRINO     JUBILACION TOTAL CARGO EMPRESA    427.515    34.821.472  19.195.824   1.374.434
317 AVA 17.072.004 TATIS CONSUEGRA MARCO A           JUBILACION TOTAL CARGO EMPRESA    363.088    29.573.834  16.302.991   1.374.434
318 AVA    810.507 TERAN BARRIOS PEDRO JEREMIAS      JUBILACION TOTAL CARGO EMPRESA    657.410    83.969.384  33.404.930   1.093.050
319 AVA    810.530 TERAN MOSCOTE PABLO               JUBILACION TOTAL CARGO EMPRESA    727.632    41.132.364  26.784.432   1.525.970
320 AVA     76.706 THORRENS RICARDO ANTONIO HEBERTO  JUBILACION TOTAL CARGO EMPRESA    363.088    35.433.536  17.506.504   1.276.305
321 AVA    156.933 TIETJEN DE LA HOZ ENRIQUE         JUBILACION TOTAL CARGO EMPRESA    744.639    39.755.436  26.426.126   1.545.065
322 AVA  3.703.841 TORRES ARIZA CIRO ALFREDO         JUBILACION TOTAL CARGO EMPRESA    681.418    60.906.440  31.839.086   1.326.210
323 AVA     76.964 TORRES BERRIO ALFONSO             JUBILACION TOTAL CARGO EMPRESA    521.826    38.534.828  22.361.096   1.420.675
324 AVA    810.351 TORRES ESCORCIA FERNANDO JOSE     JUBILACION TOTAL CARGO EMPRESA    363.088    43.198.848  18.311.756   1.146.262
325 AVA  3.709.515 TORRES LOZANO JAIME               JUBILACION TOTAL CARGO EMPRESA    363.088    41.619.436  18.206.352   1.172.712
326 AVA  3.697.674 TORRES MERCDO CESAR EUCLIDES      JUBILACION TOTAL CARGO EMPRESA    363.079    36.955.264  17.724.950   1.250.806
327 AVA    812.218 TORRES OLIVER LUIS ADOLFO         JUBILACION TOTAL CARGO EMPRESA    363.088    28.177.886  15.941.994   1.397.812
328 AVA    811.066 TORRES MANOSALVA OCTAVIO          JUBILACION TOTAL CARGO EMPRESA    636.172    46.978.836  27.261.012   1.420.675
329 AVA     18.997 TORRES PALAU RAUL                 JUBILACION TOTAL CARGO EMPRESA  2.136.934   157.804.288  91.571.112   1.828.848
330 AVA  2.904.131 TORRES SAAVEDRA JOSE RUBEN        JUBILACION TOTAL CARGO EMPRESA    369.965    52.146.328  18.806.384   1.012.656
331 AVA    803.019 TRAVECEDO HERNANDEZ GILBERTO      JUBILACION TOTAL CARGO EMPRESA    573.539    58.376.508  27.999.278   1.250.806
332 AVA     77.262 TRIVINO LOPEZ JORGE ARTURO        JUBILACION TOTAL CARGO EMPRESA  1.628.189   126.357.584  71.488.400   1.397.812
333 AVA     77.319 TRUJILLO BENAVIDES ALVARO         JUBILACION TOTAL CARGO EMPRESA    374.896    36.585.872  18.075.834   1.276.305
334 AVA    809.718 TRUJILLO CABARCAS ANTONIO         JUBILACION TOTAL CARGO EMPRESA    363.088    22.927.252  14.289.912   1.485.741
335 AVA     76.966 TRUJILLO MARTINEZ PABLO EMILIO    JUBILACION TOTAL CARGO EMPRESA  1.322.217   129.034.344  63.751.480   1.276.305

251   AVA  41.572.510  PARRA RAMOS BERNARDA                   65.127.505   -   -    -    -     55.123.144
252   AVA   4.997.867  PENA CABALLERO MANUEL                  44.044.019   -   -    -    -     26.462.534
253   AVA     836.335  PEREZ VILLA VIRGILIO ERNESTO           64.137.737   -   -    -    -     44.672.792
254   AVA   1.847.807  PINCHAO ANGEL MARIA B                  61.794.839   -   -    -    -     43.635.992
255   AVA   2.032.708  PINZON PRIETO LUIS JESUS               74.249.241   -   -    -    -     47.436.556
256   AVA      77.885  POMBO LEYVA MIGUEL                    207.813.007   -   -    -    -    128.098.648
257   AVA   8.217.181  POSADA ECHEVERRY HUMBERTO              50.744.904   -   -    -    -     32.453.498
258   AVA   3.701.076  PRASCA MORENO BENJAMIN                 57.635.103   -   -    -    -     38.495.872
259   AVA      77.673  PRENK COLINA EDUARDO                   83.827.413   -   -    -    -     49.022.592
260   AVA     810.766  PRINCIPE DE MOYA EDUARDO CESAR         52.487.321   -   -    -    -     33.932.036
261   AVA     830.928  PUCHE FIGUEROA RONALDO                178.692.810   -   -    -    -    124.690.800
262   AVA     834.241  QUERALES BARRIOS ABIMAEL               50.743.680   -   -    -    -     32.452.694
263   AVA  17.025.716  QUIAZUA RODRIGUEZ LUIS BELTRAN         63.270.063   -   -    -    -     45.342.848
264   AVA   3.688.320  QUINTANA PADILLA JULIO CESAR           59.322.459   -   -    -    -     40.048.612
265   AVA  41.438.436  QUINTANA VALENZUELA YORGI ELSI         67.246.209   -   -    -    -     59.310.568
266   AVA     121.993  QUIROZ RODRIGUEZ TOMAS JOSE            60.368.500   -   -    -    -     42.405.556
267   AVA     152.674  RAMIREZ GARZON ANTONIO                258.495.187   -   -    -    -    184.983.216
268   AVA   2.858.738  RAMIREZ DAVID EDUARDO                  63.270.063   -   -    -    -     45.342.848
269   AVA      95.841  RAMIRES MOLINA MARCOS                  58.696.842   -   -    -    -     40.018.224
270   AVA     838.168  RAMIREZ RODRIGUEZ ASCANIO NICOLAS      59.323.903   -   -    -    -     40.049.608
271   AVA   3.287.022  RAMIREZ ZAPATA SEGUNDO HERMINO         66.069.442   -   -    -    -     48.244.920
272   AVA   2.035.551  RAMON JAIMES JESUS EUGENIO             64.684.354   -   -    -    -     46.795.184
273   AVA      77.536  RAMOS RAMOS MARCO ANTONIO              75.431.126   -   -    -    -     47.739.580
274   AVA   2.530.729  REBOLLEDO ORTIZ GERARDO                64.684.354   -   -    -    -     46.795.184
275   AVA   3.326.615  RESTREPO CANO JOSE DAVID               66.095.410   -   -    -    -     43.824.800
276   AVA     485.717  REY PARDO FERNANDO                     68.594.421   -   -    -    -     44.609.724
277   AVA   5.266.085  RIASCOS YELA RAUL LAUREANO             69.425.354   -   -    -    -     50.732.588
278   AVA     810.317  RIVERA CABALLERO ALFONSO               60.368.500   -   -    -    -     42.405.556
279   AVA     802.006  RODRIGUEZ JOSE IGNACIO                 60.998.500   -   -    -    -     41.619.436
280   AVA  22.299.350  HEILBRON DE RODRIGUE EVANGELINA        57.509.368   -   -    -    -     47.797.000
281   AVA  22.861.231  ROJAS P INES MARIA                     21.072.233   -   -    -    -     16.012.164
282   AVA   6.039.587  ROJAS ESPINOSA JULIO CESAR             41.425.966   -   -    -    -     24.604.766
283   AVA     868.873  ROLONG BOLIVAR RUBEN ALBERTO           53.191.802   -   -    -    -     31.290.314
284   AVA     832.119  ROMERO BARANDICA WILSON ELOY          182.375.421   -   -    -    -    123.622.272
285   AVA      60.360  ROZO MATEUS MANUEL JOSE                70.106.074   -   -    -    -     45.168.072
286   AVA  17.107.501  RUEDA LUIS GERARDO                     92.875.418   -   -    -    -     71.803.696
287   AVA     810.218  RUIZ GALINDO ARMANDO                  113.686.815   -   -    -    -     73.099.328
288   AVA   3.715.582  RUIZ MEJIA JUAN MODESTO                62.449.680   -   -    -    -     43.053.340
289   AVA      77.666  SERRATO VARGAS RAFAEL ANTONIO          52.487.321   -   -    -    -     33.932.036
290   AVA   1.891.205  RUIZ RESTREPO TULIO                    97.336.561   -   -    -    -     64.294.520
291   AVA   6.076.429  SAA GIRON MANUEL MARIA                 65.847.570   -   -    -    -     42.371.492
292   AVA   1.534.994  SAENZ BETIN ALFONSO                   103.741.588   -   -    -    -     72.052.616
293   AVA     810.493  SAEZ BOVEA RAFAEL ANGEL                55.876.154   -   -    -    -     38.055.936
294   AVA  20.162.507  SALAMANCA DE HERRERA ROSA MARIA        40.771.065   -   -    -    -     32.985.648
295   AVA      13.579  SALAZAR PAEZ ALFONSO                  428.700.412   -   -    -    -    277.244.320
296   AVA      48.409  SALCEDO CAMARGO GUILLERMO              58.703.527   -   -    -    -     39.224.996
297   AVA     803.318  SALEM SIMAN ENRIQUE ANTONIO            54.347.179   -   -    -    -     36.620.512
298   AVA     892.387  SAMUDIO DE LA OSSA ALBERTO            118.994.335   -   -    -    -     71.756.984
299   AVA     101.755  SANDOVAL BARRERA JAIME                 50.744.904   -   -    -    -     32.453.498
300   AVA     810.206  SANDOVAL DONADO CARLOS A               49.759.897   -   -    -    -     30.014.880
301   AVA     802.847  SANJUAN VEGA DELIMIRO                  62.656.866   -   -    -    -     43.198.848
302   AVA     810.517  SANTIAGO CARLOS                        57.635.103   -   -    -    -     38.495.872
303   AVA     810.077  SANTIAGO HERNANDEZ SANTANDER           57.390.261   -   -    -    -     39.500.116
304   AVA     868.907  SEQUEDA QUERALES JOSE DE DIOS          25.480.588   -   -    -    -     13.627.888
305   AVA      77.213  SERRANO MARTINEZ GABRIEL               53.829.072   -   -    -    -     35.534.676
306   AVA      15.931  SIERRA HUERTAS JOSE LUIS              143.969.526   -   -    -    -     91.921.872
307   AVA     810.520  SIERRA VILLAMIL JOAQUIN                55.932.374   -   -    -    -     36.956.180
308   AVA     807.723  SILGUERO TORRES NEMIAS                 58.888.119   -   -    -    -     40.951.396
309   AVA   3.682.635  SOLANO JIMENEZ JACINTO P               83.817.817   -   -    -    -     55.246.228
310   AVA  17.097.521  SOTO RODRIGUEZ CARLOS JULIO
311   AVA     156.829  SOTO VASQUEZ LUIS NESTOR               54.216.345   -   -    -    -     35.433.536
312   AVA   1.351.958  SUAREZ PALOMINO JORGE ENRIQUE          31.357.317   -   -    -    -     17.754.692
313   AVA   3.924.433  SUAREZ TRESPALACIOS MARCO FIDEL        47.251.259   -   -    -    -     29.573.834
314   AVA     156.852  SUAREZ SUAREZ ALVARO                   59.323.903   -   -    -    -     40.049.608
315   AVA   3.264.747  TALERO CUERVO LUIS EDUARDO             53.153.661   -   -    -    -     31.544.180
316   AVA   2.026.459  TARAZONA MORANTES ALEJANDRINO          55.391.730   -   -    -    -     34.821.472
317   AVA  17.072.004  TATIS CONSUEGRA MARCO A                47.251.259   -   -    -    -     29.573.834
318   AVA     810.507  TERAN BARRIOS PEDRO JEREMIAS          118.467.364   -   -    -    -     83.969.384
319   AVA     810.530  TERAN MOSCOTE PABLO                    69.442.766   -   -    -    -     41.132.364
320   AVA      76.706  THORRENS RICARDO ANTONIO HEBERTO       54.216.345   -   -    -    -     35.433.536
321   AVA     156.933  TIETJEN DE LA HOZ ENRIQUE              67.726.627   -   -    -    -     39.755.436
322   AVA   3.703.841  TORRES ARIZA CIRO ALFREDO              94.071.736   -   -    -    -     60.906.440
323   AVA      76.964  TORRES BERRIO ALFONSO                  62.316.599   -   -    -    -     38.534.828
324   AVA     810.351  TORRES ESCORCIA FERNANDO JOSE          62.656.866   -   -    -    -     43.198.848
325   AVA   3.709.515  TORRES LOZANO JAIME                    60.998.500   -   -    -    -     41.619.436
326   AVA   3.697.674  TORRES MERCDO CESAR EUCLIDES           55.931.020   -   -    -    -     36.955.264
327   AVA     812.218  TORRES OLIVER LUIS ADOLFO              45.517.692   -   -    -    -     28.177.886
328   AVA     811.066  TORRES MANOSALVA OCTAVIO               75.660.523   -   -    -    -     46.978.836
329   AVA      18.997  TORRES PALAU RAUL                     251.204.248   -   -    -    -    157.804.288
330   AVA   2.904.131  TORRES SAAVEDRA JOSE RUBEN             71.965.368   -   -    -    -     52.146.328
331   AVA     803.019  TRAVECEDO HERNANDEZ GILBERTO           87.626.592   -   -    -    -     58.376.508
332   AVA      77.262  TRIVINO LOPEZ JORGE ARTURO            199.243.796   -   -    -    -    126.357.584
333   AVA      77.319  TRUJILLO BENAVIDES ALVARO              55.938.011   -   -    -    -     36.585.872
334   AVA     809.718  TRUJILLO CABARCAS ANTONIO              38.702.905   -   -    -    -     22.927.252
335   AVA      76.966  TRUJILLO MARTINEZ PABLO EMILIO        194.062.129   -   -    -    -    129.034.344

251   AVA  41.572.510  PARRA RAMOS BERNARDA                   8.922.816      1.081.545    65.127.505        452.868       66.700.705
252   AVA   4.997.867  PENA CABALLERO MANUEL                 16.116.830      1.464.655    44.044.019        423.039       44.733.994
253   AVA     836.335  PEREZ VILLA VIRGILIO ERNESTO          18.345.262      1.119.683    64.137.737        385.675       65.963.782
254   AVA   1.847.807  PINCHAO ANGEL MARIA B                 17.088.332      1.070.515    61.794.839        358.000       64.461.575
255   AVA   2.032.708  PINZON PRIETO LUIS JESUS              25.462.134      1.350.551    74.249.241        591.661       75.741.419
256   AVA      77.885  POMBO LEYVA MIGUEL                    78.017.632      1.696.727   207.813.007      2.047.828      210.755.699
257   AVA   8.217.181  POSADA ECHEVERRY HUMBERTO             16.965.196      1.326.210    50.744.904        386.652       51.826.606
258   AVA   3.701.076  PRASCA MORENO BENJAMIN                17.914.210      1.225.021    57.635.103        386.652       59.092.675
259   AVA      77.673  PRENK COLINA EDUARDO                  33.241.330      1.563.491    83.827.413      1.036.654       84.614.665
260   AVA     810.766  PRINCIPE DE MOYA EDUARDO CESAR        17.253.836      1.301.449    52.487.321        386.652       53.663.448
261   AVA     830.928  PUCHE FIGUEROA RONALDO                52.855.748      1.146.262   178.692.810      1.116.048      183.538.055
262   AVA     834.241  QUERALES BARRIOS ABIMAEL              16.964.776      1.326.210    50.743.680        386.643       51.825.432
263   AVA  17.025.716  QUIAZUA RODRIGUEZ LUIS BELTRAN        16.887.960      1.039.255    63.270.063        358.000       65.988.637
264   AVA   3.688.320  QUINTANA PADILLA JULIO CESAR          18.074.846      1.199.001    59.322.459        386.643       60.873.140
265   AVA  41.438.436  QUINTANA VALENZUELA YORGI ELSI         7.152.200        783.441    67.246.209        358.000       70.310.451
266   AVA     121.993  QUIROZ RODRIGUEZ TOMAS JOSE           16.869.894      1.093.050    60.368.500        358.000       62.903.205
267   AVA     152.674  RAMIREZ GARZON ANTONIO                72.441.456      1.070.515   258.495.187      1.498.768      266.198.704
268   AVA   2.858.738  RAMIREZ DAVID EDUARDO                 16.887.960      1.039.255    63.270.063        358.000       65.988.637
269   AVA      95.841  RAMIRES MOLINA MARCOS                 17.505.906      1.172.712    58.696.842        371.777       60.280.377
270   AVA     838.168  RAMIREZ RODRIGUEZ ASCANIO NICOLAS     18.075.294      1.199.001    59.323.903        386.652       60.874.527
271   AVA   3.287.022  RAMIREZ ZAPATA SEGUNDO HERMINO        16.838.418        986.104    66.069.442        358.000       69.034.291
272   AVA   2.035.551  RAMON JAIMES JESUS EUGENIO            16.876.514      1.012.656    64.684.354        358.000       67.539.797
273   AVA      77.536  RAMOS RAMOS MARCO ANTONIO             26.317.112      1.374.434    75.431.126        624.154       76.869.771
274   AVA   2.530.729  REBOLLEDO ORTIZ GERARDO               16.876.514      1.012.656    64.684.354        358.000       67.539.797
275   AVA   3.326.615  RESTREPO CANO JOSE DAVID              21.019.804      1.250.806    66.095.410        458.515       67.695.886
276   AVA     485.717  REY PARDO FERNANDO                    22.683.248      1.301.449    68.594.421        508.324       70.110.386
277   AVA   5.266.085  RIASCOS YELA RAUL LAUREANO            17.706.662        986.104    69.425.354        371.777       71.649.950
278   AVA     810.317  RIVERA CABALLERO ALFONSO              16.869.894      1.093.050    60.368.500        358.000       62.903.205
279   AVA     802.006  RODRIGUEZ JOSE IGNACIO                18.206.352      1.172.712    60.998.500        386.652       62.641.691
280   AVA  22.299.350  HEILBRON DE RODRIGUE EVANGELINA        8.495.012      1.217.356    57.509.368        474.432       58.620.139
281   AVA  22.861.231  ROJAS P INES MARIA                     3.458.524      1.601.545    21.072.233        386.652       21.181.257
282   AVA   6.039.587  ROJAS ESPINOSA JULIO CESAR            15.335.459      1.485.741    41.425.966        414.943       42.036.784
283   AVA     868.873  ROLONG BOLIVAR RUBEN ALBERTO          20.375.518      1.525.970    53.191.802        589.450       53.838.746
284   AVA     832.119  ROMERO BARANDICA WILSON ELOY          57.528.128      1.225.021   182.375.421      1.241.662      186.850.984
285   AVA      60.360  ROZO MATEUS MANUEL JOSE               23.611.792      1.326.210    70.106.074        538.134       71.573.318
286   AVA  17.107.501  RUEDA LUIS GERARDO                    20.242.610        829.112    92.875.418        446.803       96.209.291
287   AVA     810.218  RUIZ GALINDO ARMANDO                  39.236.936      1.350.551   113.686.815        911.744      115.932.762
288   AVA   3.715.582  RUIZ MEJIA JUAN MODESTO               18.250.078      1.146.262    62.449.680        385.350       64.180.789
289   AVA      77.666  SERRATO VARGAS RAFAEL ANTONIO         17.253.836      1.301.449    52.487.321        386.652       53.663.448
290   AVA   1.891.205  RUIZ RESTREPO TULIO                   31.765.736      1.276.305    97.336.561        701.585       99.564.717
291   AVA   6.076.429  SAA GIRON MANUEL MARIA                22.149.868      1.326.210    65.847.570        504.816       67.230.088
292   AVA   1.534.994  SAENZ BETIN ALFONSO                   30.542.710      1.146.262   103.741.588        644.909      106.578.951
293   AVA     810.493  SAEZ BOVEA RAFAEL ANGEL               16.647.506      1.172.712    55.876.154        358.000       58.093.355
294   AVA  20.162.507  SALAMANCA DE HERRERA ROSA MARIA        6.414.016      1.371.401    40.771.065        428.634       41.327.495
295   AVA      13.579  SALAZAR PAEZ ALFONSO                 148.814.192      2.641.900   428.700.412      3.457.977      437.010.113
296   AVA      48.409  SALCEDO CAMARGO GUILLERMO             18.253.510      1.225.021    58.703.527        393.976       60.187.051
297   AVA     803.318  SALEM SIMAN ENRIQUE ANTONIO           16.527.666      1.199.001    54.347.179        358.000       56.459.184
298   AVA     892.387  SAMUDIO DE LA OSSA ALBERTO            45.731.172      1.506.179   118.994.335      1.278.169      120.459.527
299   AVA     101.755  SANDOVAL BARRERA JAIME                16.965.196      1.326.210    50.744.904        386.652       51.826.606
300   AVA     810.206  SANDOVAL DONADO CARLOS A              18.280.362      1.464.655    49.759.897        479.828       50.528.645
301   AVA     802.847  SANJUAN VEGA DELIMIRO                 18.311.756      1.146.262    62.656.866        386.652       64.393.468
302   AVA     810.517  SANTIAGO CARLOS                       17.914.210      1.225.021    57.635.103        386.652       59.092.675
303   AVA     810.077  SANTIAGO HERNANDEZ SANTANDER          16.743.883      1.146.262    57.390.261        358.000       59.713.249
304   AVA     868.907  SEQUEDA QUERALES JOSE DE DIOS         10.193.733      1.658.967    25.480.588        418.750       25.634.229
305   AVA      77.213  SERRANO MARTINEZ GABRIEL              17.043.590      1.250.806    53.829.072        371.780       55.144.614
306   AVA      15.931  SIERRA HUERTAS JOSE LUIS              50.673.220      1.374.434   143.969.526      1.201.799      146.647.270
307   AVA     810.520  SIERRA VILLAMIL JOAQUIN               17.725.388      1.250.806    55.932.374        386.652       57.296.716
308   AVA     807.723  SILGUERO TORRES NEMIAS                16.817.040      1.119.683    58.888.119        358.000       61.317.013
309   AVA   3.682.635  SOLANO JIMENEZ JACINTO P              27.295.284      1.276.305    83.817.817        602.850       85.745.883
310   AVA  17.097.521  SOTO RODRIGUEZ CARLOS JULIO                                                          358.000       77.266.115
311   AVA     156.829  SOTO VASQUEZ LUIS NESTOR              17.506.504      1.276.305    54.216.345        386.652       55.487.058
312   AVA   1.351.958  SUAREZ PALOMINO JORGE ENRIQUE         12.039.134      1.563.491    31.357.317        375.449       31.710.233
313   AVA   3.924.433  SUAREZ TRESPALACIOS MARCO FIDEL       16.302.991      1.374.434    47.251.259        386.652       48.180.364
314   AVA     156.852  SUAREZ SUAREZ ALVARO                  18.075.294      1.199.001    59.323.903        386.652       60.874.527
315   AVA   3.264.747  TALERO CUERVO LUIS EDUARDO            20.103.302      1.506.179    53.153.661        561.880       53.856.385
316   AVA   2.026.459  TARAZONA MORANTES ALEJANDRINO         19.195.824      1.374.434    55.391.730        455.261       56.468.090
317   AVA  17.072.004  TATIS CONSUEGRA MARCO A               16.302.991      1.374.434    47.251.259        386.652       48.180.364
318   AVA     810.507  TERAN BARRIOS PEDRO JEREMIAS          33.404.930      1.093.050   118.467.364        700.076      121.882.023
319   AVA     810.530  TERAN MOSCOTE PABLO                   26.784.432      1.525.970    69.442.766        774.855       70.260.072
320   AVA      76.706  THORRENS RICARDO ANTONIO HEBERTO      17.506.504      1.276.305    54.216.345        386.652       55.487.058
321   AVA     156.933  TIETJEN DE LA HOZ ENRIQUE             26.426.126      1.545.065    67.726.627        792.966       68.453.100
322   AVA   3.703.841  TORRES ARIZA CIRO ALFREDO             31.839.086      1.326.210    94.071.736        725.642       96.016.263
323   AVA      76.964  TORRES BERRIO ALFONSO                 22.361.096      1.420.675    62.316.599        555.693       63.389.867
324   AVA     810.351  TORRES ESCORCIA FERNANDO JOSE         18.311.756      1.146.262    62.656.866        386.652       64.393.468
325   AVA   3.709.515  TORRES LOZANO JAIME                   18.206.352      1.172.712    60.998.500        386.652       62.641.691
326   AVA   3.697.674  TORRES MERCDO CESAR EUCLIDES          17.724.950      1.250.806    55.931.020        386.643       57.295.413
327   AVA     812.218  TORRES OLIVER LUIS ADOLFO             15.941.994      1.397.812    45.517.692        386.652       46.369.138
328   AVA     811.066  TORRES MANOSALVA OCTAVIO              27.261.012      1.420.675    75.660.523        677.460       76.946.702
329   AVA      18.997  TORRES PALAU RAUL                     91.571.112      1.828.848   251.204.248      2.275.621      255.295.291
330   AVA   2.904.131  TORRES SAAVEDRA JOSE RUBEN            18.806.384      1.012.656    71.965.368        393.976       74.217.072
331   AVA     803.019  TRAVECEDO HERNANDEZ GILBERTO          27.999.278      1.250.806    87.626.592        610.762       89.727.285
332   AVA      77.262  TRIVINO LOPEZ JORGE ARTURO            71.488.400      1.397.812   199.243.796      1.733.859      202.711.392
333   AVA      77.319  TRUJILLO BENAVIDES ALVARO             18.075.834      1.276.305    55.938.011        399.227       57.247.039
334   AVA     809.718  TRUJILLO CABARCAS ANTONIO             14.289.912      1.485.741    38.702.905        386.652       39.279.080
335   AVA      76.966  TRUJILLO MARTINEZ PABLO EMILIO        63.751.480      1.276.305   194.062.129      1.408.029      198.437.800

336  AVA      803.892    TRUJILLO SANCHEZ RAMON NONATO               931954  100 1   Casado(a)      80  0   31/08/1923    14/06/1950
337  AVA      147.058    TUNJO AVILA ISAIAS                          932632  100 1   Casado(a)      82  0   03/01/1922    20/10/1945
338  AVA      867.670    UCROS VERELA ANTONIO LUIS                   933656  100 1   Casado(a)      77  0   04/05/1927    01/08/1952
339  AVA    1.924.534    URBINA TARAZONA LUIS ANTONIO                935185  100 1   Casado(a)      73  0   16/04/1931    10/09/1959
340  AVA    3.343.767    URIBE BOTERO FRANCISCO DE PAULA ROBERT      935863  100 1   Casado(a)      75  0   28/01/1929    01/04/1977
341  AVA   22.319.067    USCATEGUI SAENZ LUCILA                      939094  100 2   Soltero(a)     81  0   13/01/1923    21/07/1948
342  AVA   20.168.726    VALDERRAMA LIZCANO MARIA TERESA             941290  100 2   Viudo(a)       64  0   07/10/1939    15/11/1991
343  AVA       59.253    VANEGAS MALDONADO ALVARO                    947590  100 1   Casado(a)      81  0   22/08/1922    25/07/1960
344  AVA    1.845.905    VELA ANGULO ANTONIO                         960002  100 1   Casado(a)      81  0   13/06/1923    12/04/1954
345  AVA      517.665    VELASQUEZ ARANGO CARLOS ALBERTO             962216  100 1   Casado(a)      75  0   16/10/1928    05/06/1940
346  AVA    2.880.912    VELEZ MACIAS CARLOS                         964596  100 1   Casado(a)      74  0   07/08/1929    14/04/1946
347  AVA    1.683.831    VENDRIES JARAMILLO CARLOS AUGUSTO           967142  100 1   Casado(a)      79  0   14/05/1925    29/01/1947
348  AVA      835.074    VENDRIES RIVALDO GASTON                     967315  100 1   Casado(a)      92  0   10/12/1911    05/05/1942
349  AVA    2.211.044    VIDAL NEMECIO JOSE                          971736  100 1   Casado(a)      72  0   26/03/1932    10/01/1957
350  AVA    2.945.077    VIECO PATINO JOSE RAFAEL                    972882  100 1   Casado(a)      64  0   24/10/1939    15/06/1964
351  AVA      534.361    VILLA CORREA BLASS Q                        973943  100 1   Casado(a)      69  0   01/04/1935    16/10/1954
352  AVA    1.923.473    VILLAMIZAR GONZALO                          978530  100 1   Casado(a)      75  0   26/10/1928    01/06/1951
353  AVA      804.057    VILLANUEVA VARGAS VALMIRO VICENTE           979484  100 1   Casado(a)      73  0   10/12/1930    17/05/1954
354  AVA      810.928    VOLPE VANEGAS NESTOR                        986823  100 1   Casado(a)      71  0   13/01/1933    04/01/1951
355  AVA      810.258    ZACCARO LOPEZ VICTOR MANUEL                 991620  100 1   Casado(a)      80  0   16/08/1923    26/01/1951
356  AVA          646    ZAFRA MENDOZA HUGO                          991793  100 1   Casado(a)      79  0   08/12/1924    16/07/1951
357  AVA      805.938    ZAMBRANO NIEBLES ENRIQUE                    992471  100 1   Casado(a)      81  0   15/07/1922    01/01/1946
358  AVA      534.328    ZAPATA GIRALDO JOSE JUAQUIN                 995702  100 1   Casado(a)      88  0   10/11/1915    16/08/1944
359  AVA    4.357.170    ZULUAGA SALAZAR HERNAN                      998594  100 1   Casado(a)      79  0   15/09/1924    20/01/1949
360  AVA    1.678.829    MANES TORRES JORGE DANIEL                  1678829  100 1   Casado(a)          0   09/11/1932    17/04/1993
361  AVA      239.789    ARRIETA AYCARDI RAFAEL GUSTAVO               64315  100 1   Casado(a)      81  0   08/01/1923    20/08/1948
362  AVA    3.695.585    BENITEZ MERCADO HERNAN                      105350  100 1   Casado(a)      81  0   07/03/1923    21/01/1946
363  AVA   25.252.655    SOLANO DE TROCHEZ DELMA                     893900  100 2   Viudo(a)       76  0   14/09/1927    01/12/1998
364  AVA   17.091.813    ACERO BAYONA ALVARO FERNANDO                  1632  110 1   Casado(a)      60  0   11/08/1943    02/03/1964
365  AVA   41.319.228    ADAMES GARCIA PAULINA DEL ROSARIO             9004  110 2   Soltero(a)     62  0   03/04/1942    20/02/1967
366  AVA    2.903.036    ALMONACID SANCHEZ CARLOS EDUARDO             22551  110 1   Casado(a)      65  0   12/08/1938    25/05/1964
367  AVA   17.038.259    ALONSO RAMIREZ ALFREDO                       23634  110 1   Casado(a)      75  0   15/03/1929    29/10/1952
368  AVA   41.424.599    ALVAREZ ALVAREZ ANA GUISELLE                 25675  110 2   Soltero(a)     55  0   20/10/1948    20/10/1998
369  AVA    8.299.465    ALVAREZ GOMEZ GUSTAVO ANTONIO                28280  110 1   Soltero(a)     55  0   28/05/1949    13/12/1973
370  AVA   17.030.559    APONTE ALARCON MARIO GILBERTO                42906  110 1   Union libre    64  0   31/10/1939    31/10/1999
371  AVA   17.136.274    ARANA MEDINA RIGOBERTO                       43573  110 1   Casado(a)      58  0   20/07/1945    10/03/1971
372  AVA    3.291.549    ARANA SALAMANCA RODOLFO EDMUNDO              43584  110 1   Casado(a)      60  0   24/08/1943    02/10/1975
373  AVA       77.385    AREVALO PAEZ JESUS ALBERTO                   55311  110 1   Casado(a)      81  0   22/03/1923    03/01/1949
374  AVA   17.088.242    AYALA RICO HECTOR ALFONSO                    71912  110 1   Union libre    60  0   14/10/1943    30/07/1964
375  AVA   17.069.429    BAENA CORREA FRANCISCO AUGUSTO               73194  110 1   Casado(a)      61  0   04/10/1942    17/07/1969
376  AVA   41.345.300    BARON DE LOPEZ ROSALBA                       80706  110 2   Casado(a)      59  0   30/12/1944    30/12/1999
377  AVA   17.027.317    BARRERO PULIDO GERMAN                        83355  110 1   Casado(a)      63  0   25/12/1940    04/11/1963
378  AVA   17.043.571    BASTIDAS MORALES LUIS HERNANDO               91372  110 1   Casado(a)      63  0   04/06/1941    03/06/1963
379  AVA   17.004.790    BASTO BAQUERO JOSE JAEL                      91851  110 1   Casado(a)      86  0   14/12/1917    12/06/1956
380  AVA    7.435.660    BOTERO GONZALEZ JOSE MARIA                  126965  110 1   Casado(a)      57  0   28/06/1947    01/03/1969
381  AVA    1.228.661    BOTERO VELEZ HECTOR                         127282  110 1   Casado(a)      65  0   03/09/1938    06/07/1964
382  AVA   20.259.716    BRACHT DE DUENAS YOLANDA                    128855  110 2   Casado(a)      76  0   10/03/1928    06/09/1962
383  AVA    3.703.935    BRAVO VANEGAS JESUS MARIA                   130550  110 1   Casado(a)      66  0   14/06/1938    16/07/1959
384  AVA   17.126.287    BRICENO LONDONO DIEGO ALONSO                131305  110 1   Casado(a)      59  0   08/05/1945    01/04/1975
385  AVA    3.012.255    BURGOS LUNA JAIME                           137852  110 1   Casado(a)      60  0   02/10/1943    16/03/1964
386  AVA      802.812    CAMARGO ALVAREZ MANUEL                      158992  110 1   Casado(a)      73  0   02/06/1931    16/01/1951
387  AVA       77.432    CAMARGO SANTANA CARLOS OCTAVIO              161512  110 1   Casado(a)      75  0   01/04/1929    17/10/1946
388  AVA    2.920.215    CARDENAS ROMERO JUAN MANUEL                 173972  110 1   Casado(a)      65  0   22/04/1939    14/11/1966
389  AVA      137.962    CASTANEDA GONZALEZ PEDRO ARMANDO            189416  110 1   Casado(a)      70  0   31/03/1934    23/05/1967
390  AVA   22.322.034    CASTANEDA ROMERO CARMEN CECILIA             189884  110 2   Casado(a)      64  0   18/06/1940    09/05/1977
391  AVA   17.067.915    CASTELLANOS MONTERO LUIS ALFONSO            193550  110 1   Soltero(a)     61  0   20/10/1942    01/06/1962
392  AVA   17.189.852    CASTILLO HERNANDEZ HERNANDO                 197175  110 1   Casado(a)      56  0   18/10/1947    08/03/1976
393  AVA   21.801.702    CASTRILLON BLANCA ELSY                      200034  110 2   Soltero(a)     65  0   17/11/1938    16/06/1956
394  AVA    5.846.987    CASTRO URIBE CARLOS                         200443  110 1   Casado(a)      85  0   10/10/1918    01/02/1965
395  AVA       92.566    CASTRO LOPEZ ENRIQUE                        202731  110 1   Casado(a)      71  0   17/07/1932    01/10/1957
396  AVA    7.430.545    CIANCI PLATA FERDINANDO                     215084  110 1   Casado(a)      59  0   04/05/1945    01/02/1965
397  AVA    3.714.562    CIFUENTES GARCIA JULIO ALBERTO              215692  110 1   Casado(a)      74  0   28/07/1929    07/10/1948
398  AVA       77.179    CIFUENTES NARANJO JOSE IGNACIO              215876  110 1   Casado(a)      78  0   08/04/1926    25/04/1960
399  AVA   17.088.399    CIFUENTES PALACIOS HECTOR ANGEL             215950  110 1   Casado(a)      61  0   05/05/1943    11/05/1964
400  AVA    3.708.433    COLPAS GONZALEZ ORLANDO DE JESUS            221454  110 1   Casado(a)      66  0   15/04/1938    16/01/1958
401  AVA    2.940.433    CONTRERAS ALBERTO                           226273  110 1   Casado(a)      64  0   13/09/1939    03/02/1964
402  AVA    2.898.607    CORTES ROMERO JORGE                         240531  110 1   Casado(a)      72  0   07/03/1932    16/02/1953
403  AVA      831.386    CRUZ MAYORGA GONZALO                        245755  110 1   Casado(a)      68  0   16/03/1936    07/07/1955
404  AVA   17.102.925    CUERVO SASTRE JORGE ENRIQUE                 252711  110 1   Casado(a)      60  0   27/06/1944    28/12/1979
405  AVA   17.067.074    CHAVES ORTIZ EDUARDO ALFONSO                261015  110 1   Casado(a)      62  0   13/03/1942    02/06/1969
406  AVA    3.678.109    DE LIMA SALOMON                             280066  110 1   Soltero(a)     67  0   04/01/1937    04/03/1963
407  AVA       45.394    DIAZ MU|OZ JESUS ALFONSO                    295260  110 1   Casado(a)      77  0   28/04/1927    16/07/1952
408  AVA       94.749    DI PAOLA MUSTIGA CARMEN                     300215  110 2   Casado(a)      62  0   27/07/1941    29/04/1970
409  AVA   17.059.489    DIMATE OPARDO MANUEL                        300311  110 1   Soltero(a)     62  0   26/04/1942    02/11/1963
410  AVA    7.462.882    DONADO MACCHI PEDRO AGUSTIN                 302816  110 1   Casado(a)      52  0   19/10/1951    02/01/1973
411  AVA   17.047.703    DOUSDEBES RODRIGUEZ WILLIAM                 303866  110 1   Casado(a)      63  0   02/03/1941    05/07/1968
412  AVA   17.139.109    FAJARDO CHAPARRO CARLOS JULIO               329416  110 1   Casado(a)      58  0   16/07/1945    08/02/1966
413  AVA    2.939.017    FAJARDO OSTOS JAIME                         329836  110 1   Divorsiado(a)  66  0   21/01/1938    04/10/1965
414  AVA    2.945.460    FERREIRA RESTREPO GUILLERMO                 335720  110 1   Casado(a)      87  0   09/10/1916    01/01/1947
415  AVA   20.168.785    GARCIA RODRIGUEZ MARINA                     381113  110 2   Union libre    69  0   04/06/1935    07/10/1957
416  AVA   41.395.386    GARZON BARON HILDA                          384252  110 2   Casado(a)      58  0   24/03/1946    15/05/1967
417  AVA   20.089.654    CASTRELLON DE GAVIRI SOFIA                  386890  110 2   Casado(a)      79  0   17/05/1925    05/10/1954
418  AVA   17.111.872    GOMEZ TRUJILLO HERNAN                       404272  110 1   Soltero(a)     59  0   13/07/1944    15/06/1972
419  AVA    3.696.566    GUILLEN MARTES JESUS MARIA                  429645  110 1   Casado(a)      69  0   16/01/1935    03/10/1962
420  AVA    2.935.356    GUTIERREZ CORTES CARLOS ALBERTO             430695  110 1   Casado(a)      64  0   27/10/1939    16/11/1989

336 AVA    803.892 TRUJILLO SANCHEZ RAMON NONATO          JUBILACION TOTAL CARGO EMPRESA   363.088  30.999.968  16.639.601 1.350.551
337 AVA    147.058 TUNJO AVILA ISAIAS                     JUBILACION TOTAL CARGO EMPRESA   567.698  44.056.892  24.925.744 1.397.812
338 AVA    867.670 UCROS VERELA ANTONIO LUIS              JUBILACION TOTAL CARGO EMPRESA   363.079  35.432.656  17.506.070 1.276.305
339 AVA  1.924.534 URBINA TARAZONA LUIS ANTONIO           JUBILACION TOTAL CARGO EMPRESA   363.088  41.619.436  18.206.352 1.172.712
340 AVA  3.343.767 URIBE BOTERO FRANCISCO DE PAULA ROBERT JUBILACION TOTAL CARGO EMPRESA 2.996.214 317.669.184 147.828.656 2.211.099
341 AVA 22.319.067 USCATEGUI SAENZ LUCILA                 JUBILACION TOTAL CARGO EMPRESA   431.552  37.113.984   7.120.864 1.346.766
342 AVA 20.168.726 VALDERRAMA LIZCANO MARIA TERESA        JUBILACION TOTAL CARGO EMPRESA   369.961  59.525.208   8.142.357   891.371
343 AVA     59.253 VANEGAS MALDONADO ALVARO               JUBILACION TOTAL CARGO EMPRESA   349.122  28.436.294  15.675.905 1.374.434
344 AVA  1.845.905 VELA ANGULO ANTONIO                    JUBILACION TOTAL CARGO EMPRESA   467.031  38.040.084  20.970.130 1.374.434
345 AVA    517.665 VELASQUEZ ARANGO CARLOS ALBERTO        JUBILACION TOTAL CARGO EMPRESA   473.371  50.188.464  23.355.408 1.225.021
346 AVA  2.880.912 VELEZ MACIAS CARLOS                    JUBILACION TOTAL CARGO EMPRESA   363.088  40.049.608  18.075.294 1.199.001
347 AVA  1.683.831 VENDRIES JARAMILLO CARLOS AUGUSTO      JUBILACION TOTAL CARGO EMPRESA   946.637  84.612.216  44.231.380 1.326.210
348 AVA    835.074 VENDRIES RIVALDO GASTON                JUBILACION TOTAL CARGO EMPRESA   469.475  20.963.050  14.747.419 1.598.188
349 AVA  2.211.044 VIDAL NEMECIO JOSE                     JUBILACION TOTAL CARGO EMPRESA   363.079  43.197.780  18.311.302 1.146.262
350 AVA  2.945.077 VIECO PATINO JOSE RAFAEL               JUBILACION TOTAL CARGO EMPRESA   332.000  51.131.252  16.676.112   933.242
351 AVA    534.361 VILLA CORREA BLASS Q                   JUBILACION TOTAL CARGO EMPRESA   363.088  47.722.004  18.688.458 1.070.515
352 AVA  1.923.473 VILLAMIZAR GONZALO                     JUBILACION TOTAL CARGO EMPRESA   349.122  37.015.148  17.225.148 1.225.021
353 AVA    804.057 VILLANUEVA VARGAS VALMIRO VICENTE      JUBILACION TOTAL CARGO EMPRESA   332.000  38.055.936  16.647.506 1.172.712
354 AVA    810.928 VOLPE VANEGAS NESTOR                   JUBILACION TOTAL CARGO EMPRESA   332.000  40.951.396  16.817.040 1.119.683
355 AVA    810.258 ZACCARO LOPEZ VICTOR MANUEL            JUBILACION TOTAL CARGO EMPRESA   363.088  30.999.968  16.639.601 1.350.551
356 AVA        646 ZAFRA MENDOZA HUGO                     JUBILACION TOTAL CARGO EMPRESA   391.603  35.002.220  18.297.552 1.326.210
357 AVA    805.938 ZAMBRANO NIEBLES ENRIQUE               JUBILACION TOTAL CARGO EMPRESA   515.027  41.949.404  23.125.196 1.374.434
358 AVA    534.328 ZAPATA GIRALDO JOSE JUAQUIN            JUBILACION TOTAL CARGO EMPRESA   497.633  28.130.734  18.318.074 1.525.970
359 AVA  4.357.170 ZULUAGA SALAZAR HERNAN                 JUBILACION TOTAL CARGO EMPRESA   467.945  41.825.816  21.864.614 1.326.210
360 AVA  1.678.829 MANES TORRES JORGE DANIEL              JUBILACION TOTAL CARGO EMPRESA
361 AVA    239.789 ARRIETA AYCARDI RAFAEL GUSTAVO         JUBILACION TOTAL CARGO EMPRESA   343.541  27.981.714  15.425.313 1.374.434
362 AVA  3.695.585 BENITEZ MERCADO HERNAN                 JUBILACION TOTAL CARGO EMPRESA   363.088  29.573.834  16.302.991 1.374.434
363 AVA 25.252.655 SOLANO DE TROCHEZ DELMA                JUBILACION TOTAL CARGO EMPRESA   363.088  38.953.572   6.923.260 1.217.356
364 AVA 17.091.813 ACERO BAYONA ALVARO FERNANDO           JUBILACION VUELO TOTAL EMPRESA 5.832.854 998.206.400 281.410.368 1.658.223
365 AVA 41.319.228 ADAMES GARCIA PAULINA DEL ROSARIO      JUBILACION VUELO TOTAL EMPRESA 3.115.420 529.236.800  68.245.408 1.570.406
366 AVA  2.903.036 ALMONACID SANCHEZ CARLOS EDUARDO       JUBILACION VUELO TOTAL EMPRESA 2.073.053 310.276.032 104.726.448 1.198.404
367 AVA 17.038.259 ALONSO RAMIREZ ALFREDO                 JUBILACION VUELO TOTAL EMPRESA 1.480.819 157.001.664  73.061.360 1.225.021
368 AVA 41.424.599 ALVAREZ ALVAREZ ANA GUISELLE           JUBILACION VUELO TOTAL EMPRESA 3.420.142 680.561.152  69.752.736   659.764
369 AVA  8.299.465 ALVAREZ GOMEZ GUSTAVO ANTONIO          JUBILACION VUELO TOTAL EMPRESA 2.091.514 400.889.152  92.515.488   887.287
370 AVA 17.030.559 APONTE ALARCON MARIO GILBERTO          JUBILACION VUELO TOTAL EMPRESA   332.000  51.131.252  16.676.112   933.242
371 AVA 17.136.274 ARANA MEDINA RIGOBERTO                 JUBILACION VUELO TOTAL EMPRESA 4.276.139 767.565.504 200.189.168   778.252
372 AVA  3.291.549 ARANA SALAMANCA RODOLFO EDMUNDO        JUBILACION VUELO TOTAL EMPRESA 4.343.767 743.371.264 209.568.240   829.112
373 AVA     77.385 AREVALO PAEZ JESUS ALBERTO             JUBILACION VUELO TOTAL EMPRESA 2.471.320 201.291.184 110.964.584 2.046.184
374 AVA 17.088.242 AYALA RICO HECTOR ALFONSO              JUBILACION VUELO TOTAL EMPRESA 3.083.644 527.719.904 148.772.672 1.540.172
375 AVA 17.069.429 BAENA CORREA FRANCISCO AUGUSTO         JUBILACION VUELO TOTAL EMPRESA 2.182.983 364.333.152 106.655.296 1.124.213
376 AVA 41.345.300 BARON DE LOPEZ ROSALBA                 JUBILACION VUELO TOTAL EMPRESA   332.000  60.721.916   7.085.456   757.592
377 AVA 17.027.317 BARRERO PULIDO GERMAN                  JUBILACION VUELO TOTAL EMPRESA 2.400.216 380.027.264 119.659.824 1.311.401
378 AVA 17.043.571 BASTIDAS MORALES LUIS HERNANDO         JUBILACION VUELO TOTAL EMPRESA 5.653.436 895.111.040 281.845.088 1.813.941
379 AVA 17.004.790 BASTO BAQUERO JOSE JAEL                JUBILACION VUELO TOTAL EMPRESA 1.882.367 118.862.368  74.083.576 1.684.766
380 AVA  7.435.660 BOTERO GONZALEZ JOSE MARIA             JUBILACION VUELO TOTAL EMPRESA   332.000  60.960.144  15.273.929   753.229
381 AVA  1.228.661 BOTERO VELEZ HECTOR                    JUBILACION VUELO TOTAL EMPRESA 3.462.667 518.261.024 174.926.928   959.624
382 AVA 20.259.716 BRACHT DE DUENAS YOLANDA               JUBILACION VUELO TOTAL EMPRESA 2.215.751 237.714.848  42.249.320 1.624.914
383 AVA  3.703.935 BRAVO VANEGAS JESUS MARIA              JUBILACION VUELO TOTAL EMPRESA 3.381.128 491.332.096 171.484.480 1.316.242
384 AVA 17.126.287 BRICENO LONDONO DIEGO ALONSO           JUBILACION VUELO TOTAL EMPRESA 4.362.091 764.847.360 207.469.040 1.072.566
385 AVA  3.012.255 BURGOS LUNA JAIME                      JUBILACION VUELO TOTAL EMPRESA 2.794.883 478.302.752 134.841.200 1.395.946
386 AVA    802.812 CAMARGO ALVAREZ MANUEL                 JUBILACION VUELO TOTAL EMPRESA 5.144.240 589.665.280 257.948.080 2.345.424
387 AVA     77.432 CAMARGO SANTANA CARLOS OCTAVIO         JUBILACION VUELO TOTAL EMPRESA 5.005.646 530.716.256 246.970.960 2.450.042
388 AVA  2.920.215 CARDENAS ROMERO JUAN MANUEL            JUBILACION VUELO TOTAL EMPRESA 1.160.797 173.737.696  58.641.112   959.624
389 AVA    137.962 CASTANEDA GONZALEZ PEDRO ARMANDO       JUBILACION VUELO TOTAL EMPRESA 2.719.919 347.408.672 138.207.072 1.790.969
390 AVA 22.322.034 CASTANEDA ROMERO CARMEN CECILIA        JUBILACION VUELO TOTAL EMPRESA 3.302.712 531.392.832  72.688.360 1.773.460
391 AVA 17.067.915 CASTELLANOS MONTERO LUIS ALFONSO       JUBILACION VUELO TOTAL EMPRESA 2.495.303 416.458.400 121.914.504 1.285.054
392 AVA 17.189.852 CASTILLO HERNANDEZ HERNANDO            JUBILACION VUELO TOTAL EMPRESA 4.197.447 787.747.712 189.496.320 1.095.158
393 AVA 21.801.702 CASTRILLON BLANCA ELSY                 JUBILACION VUELO TOTAL EMPRESA 2.139.181 334.535.040  47.395.400 1.184.026
394 AVA  5.846.987 CASTRO URIBE CARLOS                    JUBILACION VUELO TOTAL EMPRESA   472.318  31.462.582  19.162.078 1.464.655
395 AVA     92.566 CASTRO LOPEZ ENRIQUE                   JUBILACION VUELO TOTAL EMPRESA 3.388.951 418.018.880 171.663.024 1.119.683
396 AVA  7.430.545 CIANCI PLATA FERDINANDO                JUBILACION VUELO TOTAL EMPRESA 4.335.506 760.185.920 206.204.608   803.547
397 AVA  3.714.562 CIFUENTES GARCIA JULIO ALBERTO         JUBILACION VUELO TOTAL EMPRESA 5.219.587 575.734.784 259.842.160 2.398.002
398 AVA     77.179 CIFUENTES NARANJO JOSE IGNACIO         JUBILACION VUELO TOTAL EMPRESA 2.296.148 214.584.288 109.112.288 1.800.193
399 AVA 17.088.399 CIFUENTES PALACIOS HECTOR ANGEL        JUBILACION VUELO TOTAL EMPRESA 3.182.668 531.177.536 155.497.488 1.639.040
400 AVA  3.708.433 COLPAS GONZALEZ ORLANDO DE JESUS       JUBILACION VUELO TOTAL EMPRESA 5.747.821 835.250.496 291.518.752 1.972.208
401 AVA  2.940.433 CONTRERAS ALBERTO                      JUBILACION VUELO TOTAL EMPRESA 2.554.993 393.493.920 128.335.384 1.436.402
402 AVA  2.898.607 CORTES ROMERO JORGE                    JUBILACION VUELO TOTAL EMPRESA 6.233.587 741.648.768 314.380.864 2.292.525
403 AVA    831.386 CRUZ MAYORGA GONZALO                   JUBILACION VUELO TOTAL EMPRESA 2.426.703 331.426.560 123.439.952 1.519.255
404 AVA 17.102.925 CUERVO SASTRE JORGE ENRIQUE            JUBILACION VUELO TOTAL EMPRESA 2.274.359 389.222.784 109.728.128 1.135.963
405 AVA 17.067.074 CHAVES ORTIZ EDUARDO ALFONSO           JUBILACION VUELO TOTAL EMPRESA 5.565.287 905.072.320 274.894.912 1.761.677
406 AVA  3.678.109 DE LIMA SALOMON                        JUBILACION VUELO TOTAL EMPRESA 1.103.154 155.488.848  56.076.480 1.012.656
407 AVA     45.394 DIAZ MU|OZ JESUS ALFONSO               JUBILACION VUELO TOTAL EMPRESA 3.578.851 349.257.856 172.556.432 1.276.305
408 AVA     94.749 DI PAOLA MUSTIGA CARMEN                JUBILACION VUELO TOTAL EMPRESA 3.619.879 614.932.608  79.295.928   836.765
409 AVA 17.059.489 DIMATE OPARDO MANUEL                   JUBILACION VUELO TOTAL EMPRESA 2.862.497 465.522.592 141.391.808 1.518.914
410 AVA  7.462.882 DONADO MACCHI PEDRO AGUSTIN            JUBILACION VUELO TOTAL EMPRESA 4.226.247 859.024.896 174.435.904 1.092.888
411 AVA 17.047.703 DOUSDEBES RODRIGUEZ WILLIAM            JUBILACION VUELO TOTAL EMPRESA 1.834.569 290.468.128  91.460.184 1.002.349
412 AVA 17.139.109 FAJARDO CHAPARRO CARLOS JULIO          JUBILACION VUELO TOTAL EMPRESA 3.208.837 575.985.152 150.222.992 1.504.387
413 AVA  2.939.017 FAJARDO OSTOS JAIME                    JUBILACION VUELO TOTAL EMPRESA 2.734.440 397.357.984 138.685.680 1.624.363
414 AVA  2.945.460 FERREIRA RESTREPO GUILLERMO            JUBILACION VUELO TOTAL EMPRESA   728.811  43.571.224  27.768.212 1.506.179
415 AVA 20.168.785 GARCIA RODRIGUEZ MARINA                JUBILACION VUELO TOTAL EMPRESA   831.720 115.190.680  17.955.112 1.027.567
416 AVA 41.395.386 GARZON BARON HILDA                     JUBILACION VUELO TOTAL EMPRESA   332.000  62.102.824   7.014.342   732.301
417 AVA 20.089.654 CASTRELLON DE GAVIRI SOFIA             JUBILACION VUELO TOTAL EMPRESA 2.452.142 231.314.256  43.125.352 1.914.612
418 AVA 17.111.872 GOMEZ TRUJILLO HERNAN                  JUBILACION VUELO TOTAL EMPRESA 1.807.363 316.902.336  85.961.488   874.880
419 AVA  3.696.566 GUILLEN MARTES JESUS MARIA             JUBILACION VUELO TOTAL EMPRESA 5.774.684 758.988.096 297.228.064 2.141.031
420 AVA  2.935.356 GUTIERREZ CORTES CARLOS ALBERTO        JUBILACION VUELO TOTAL EMPRESA 2.503.200 385.517.312 125.733.856 1.407.284

336  AVA      803.892    TRUJILLO SANCHEZ RAMON NONATO               48.990.120      -     -     -     -    30.999.968
337  AVA      147.058    TUNJO AVILA ISAIAS                          70.380.448      -     -     -     -    44.056.892
338  AVA      867.670    UCROS VERELA ANTONIO LUIS                   54.215.031      -     -     -     -    35.432.656
339  AVA    1.924.534    URBINA TARAZONA LUIS ANTONIO                60.998.500      -     -     -     -    41.619.436
340  AVA    3.343.767    URIBE BOTERO FRANCISCO DE PAULA ROBERT     467.708.939      -     -     -     -   317.669.184
341  AVA   22.319.067    USCATEGUI SAENZ LUCILA                      45.581.614      -     -     -     -    37.113.984
342  AVA   20.168.726    VALDERRAMA LIZCANO MARIA TERESA             68.558.936      -     -     -     -    59.525.208
343  AVA       59.253    VANEGAS MALDONADO ALVARO                    45.486.633      -     -     -     -    28.436.294
344  AVA    1.845.905    VELA ANGULO ANTONIO                         60.384.648      -     -     -     -    38.040.084
345  AVA      517.665    VELASQUEZ ARANGO CARLOS ALBERTO             74.768.893      -     -     -     -    50.188.464
346  AVA    2.880.912    VELEZ MACIAS CARLOS                         59.323.903      -     -     -     -    40.049.608
347  AVA    1.683.831    VENDRIES JARAMILLO CARLOS AUGUSTO          130.169.806      -     -     -     -    84.612.216
348  AVA      835.074    VENDRIES RIVALDO GASTON                     37.308.657      -     -     -     -    20.963.050
349  AVA    2.211.044    VIDAL NEMECIO JOSE                          62.655.344      -     -     -     -    43.197.780
350  AVA    2.945.077    VIECO PATINO JOSE RAFAEL                    68.740.606      -     -     -     -    51.131.252
351  AVA      534.361    VILLA CORREA BLASS Q                        67.480.977      -     -     -     -    47.722.004
352  AVA    1.923.473    VILLAMIZAR GONZALO                          55.465.317      -     -     -     -    37.015.148
353  AVA      804.057    VILLANUEVA VARGAS VALMIRO VICENTE           55.876.154      -     -     -     -    38.055.936
354  AVA      810.928    VOLPE VANEGAS NESTOR                        58.888.119      -     -     -     -    40.951.396
355  AVA      810.258    ZACCARO LOPEZ VICTOR MANUEL                 48.990.120      -     -     -     -    30.999.968
356  AVA          646    ZAFRA MENDOZA HUGO                          54.625.982      -     -     -     -    35.002.220
357  AVA      805.938    ZAMBRANO NIEBLES ENRIQUE                    66.449.034      -     -     -     -    41.949.404
358  AVA      534.328    ZAPATA GIRALDO JOSE JUAQUIN                 47.974.778      -     -     -     -    28.130.734
359  AVA    4.357.170    ZULUAGA SALAZAR HERNAN                      65.016.640      -     -     -     -    41.825.816
360  AVA    1.678.829    MANES TORRES JORGE DANIEL
361  AVA      239.789    ARRIETA AYCARDI RAFAEL GUSTAVO              44.781.461      -     -     -     -    27.981.714
362  AVA    3.695.585    BENITEZ MERCADO HERNAN                      47.251.259      -     -     -     -    29.573.834
363  AVA   25.252.655    SOLANO DE TROCHEZ DELMA                     47.094.188      -     -     -     -    38.953.572
364  AVA   17.091.813    ACERO BAYONA ALVARO FERNANDO             1.281.274.991      -     -     -     -   998.206.400
365  AVA   41.319.228    ADAMES GARCIA PAULINA DEL ROSARIO          599.052.614      -     -     -     -   529.236.800
366  AVA    2.903.036    ALMONACID SANCHEZ CARLOS EDUARDO           416.200.884      -     -     -     -   310.276.032
367  AVA   17.038.259    ALONSO RAMIREZ ALFREDO                     231.288.045      -     -     -     -   157.001.664
368  AVA   41.424.599    ALVAREZ ALVAREZ ANA GUISELLE               750.973.652      -     -     -     -   680.561.152
369  AVA    8.299.465    ALVAREZ GOMEZ GUSTAVO ANTONIO              494.291.927      -     -     -     -   400.889.152
370  AVA   17.030.559    APONTE ALARCON MARIO GILBERTO               68.740.606      -     -     -     -    51.131.252
371  AVA   17.136.274    ARANA MEDINA RIGOBERTO                     968.532.924      -     -     -     -   767.565.504
372  AVA    3.291.549    ARANA SALAMANCA RODOLFO EDMUNDO            953.768.616      -     -     -     -   743.371.264
373  AVA       77.385    AREVALO PAEZ JESUS ALBERTO                 314.301.952      -     -     -     -   201.291.184
374  AVA   17.088.242    AYALA RICO HECTOR ALFONSO                  678.032.748      -     -     -     -   527.719.904
375  AVA   17.069.429    BAENA CORREA FRANCISCO AUGUSTO             472.112.661      -     -     -     -   364.333.152
376  AVA   41.345.300    BARON DE LOPEZ ROSALBA                      68.564.964      -     -     -     -    60.721.916
377  AVA   17.027.317    BARRERO PULIDO GERMAN                      500.998.489      -     -     -     -   380.027.264
378  AVA   17.043.571    BASTIDAS MORALES LUIS HERNANDO           1.178.770.069      -     -     -     -   895.111.040
379  AVA   17.004.790    BASTO BAQUERO JOSE JAEL                    194.630.710      -     -     -     -   118.862.368
380  AVA    7.435.660    BOTERO GONZALEZ JOSE MARIA                  76.987.302      -     -     -     -    60.960.144
381  AVA    1.228.661    BOTERO VELEZ HECTOR                        694.147.576      -     -     -     -   518.261.024
382  AVA   20.259.716    BRACHT DE DUENAS YOLANDA                   281.589.082      -     -     -     -   237.714.848
383  AVA    3.703.935    BRAVO VANEGAS JESUS MARIA                  664.132.818      -     -     -     -   491.332.096
384  AVA   17.126.287    BRICENO LONDONO DIEGO ALONSO               973.388.966      -     -     -     -   764.847.360
385  AVA    3.012.255    BURGOS LUNA JAIME                          614.539.898      -     -     -     -   478.302.752
386  AVA      802.812    CAMARGO ALVAREZ MANUEL                     849.958.784      -     -     -     -   589.665.280
387  AVA       77.432    CAMARGO SANTANA CARLOS OCTAVIO             780.137.258      -     -     -     -   530.716.256
388  AVA    2.920.215    CARDENAS ROMERO JUAN MANUEL                233.338.432      -     -     -     -   173.737.696
389  AVA      137.962    CASTANEDA GONZALEZ PEDRO ARMANDO           487.406.713      -     -     -     -   347.408.672
390  AVA   22.322.034    CASTANEDA ROMERO CARMEN CECILIA            605.854.652      -     -     -     -   531.392.832
391  AVA   17.067.915    CASTELLANOS MONTERO LUIS ALFONSO           539.657.958      -     -     -     -   416.458.400
392  AVA   17.189.852    CASTILLO HERNANDEZ HERNANDO                978.339.190      -     -     -     -   787.747.712
393  AVA   21.801.702    CASTRILLON BLANCA ELSY                     383.114.466      -     -     -     -   334.535.040
394  AVA    5.846.987    CASTRO URIBE CARLOS                         52.089.315      -     -     -     -    31.462.582
395  AVA       92.566    CASTRO LOPEZ ENRIQUE                       590.801.587      -     -     -     -   418.018.880
396  AVA    7.430.545    CIANCI PLATA FERDINANDO                    967.194.075      -     -     -     -   760.185.920
397  AVA    3.714.562    CIFUENTES GARCIA JULIO ALBERTO             837.974.946      -     -     -     -   575.734.784
398  AVA       77.179    CIFUENTES NARANJO JOSE IGNACIO             325.496.769      -     -     -     -   214.584.288
399  AVA   17.088.399    CIFUENTES PALACIOS HECTOR ANGEL            688.314.064      -     -     -     -   531.177.536
400  AVA    3.708.433    COLPAS GONZALEZ ORLANDO DE JESUS         1.128.741.456      -     -     -     -   835.250.496
401  AVA    2.940.433    CONTRERAS ALBERTO                          523.265.706      -     -     -     -   393.493.920
402  AVA    2.898.607    CORTES ROMERO JORGE                      1.058.322.157      -     -     -     -   741.648.768
403  AVA      831.386    CRUZ MAYORGA GONZALO                       456.385.767      -     -     -     -   331.426.560
404  AVA   17.102.925    CUERVO SASTRE JORGE ENRIQUE                500.086.875      -     -     -     -   389.222.784
405  AVA   17.067.074    CHAVES ORTIZ EDUARDO ALFONSO             1.181.728.909      -     -     -     -   905.072.320
406  AVA    3.678.109    DE LIMA SALOMON                            212.577.984      -     -     -     -   155.488.848
407  AVA       45.394    DIAZ MU|OZ JESUS ALFONSO                   523.090.593      -     -     -     -   349.257.856
408  AVA       94.749    DI PAOLA MUSTIGA CARMEN                    695.065.301      -     -     -     -   614.932.608
409  AVA   17.059.489    DIMATE OPARDO MANUEL                       608.433.314      -     -     -     -   465.522.592
410  AVA    7.462.882    DONADO MACCHI PEDRO AGUSTIN              1.034.553.688      -     -     -     -   859.024.896
411  AVA   17.047.703    DOUSDEBES RODRIGUEZ WILLIAM                382.930.661      -     -     -     -   290.468.128
412  AVA   17.139.109    FAJARDO CHAPARRO CARLOS JULIO              727.712.531      -     -     -     -   575.985.152
413  AVA    2.939.017    FAJARDO OSTOS JAIME                        537.668.027      -     -     -     -   397.357.984
414  AVA    2.945.460    FERREIRA RESTREPO GUILLERMO                 72.845.615      -     -     -     -    43.571.224
415  AVA   20.168.785    GARCIA RODRIGUEZ MARINA                    134.173.359      -     -     -     -   115.190.680
416  AVA   41.395.386    GARZON BARON HILDA                          69.849.467      -     -     -     -    62.102.824
417  AVA   20.089.654    CASTRELLON DE GAVIRI SOFIA                 276.354.220      -     -     -     -   231.314.256
418  AVA   17.111.872    GOMEZ TRUJILLO HERNAN                      403.738.704      -     -     -     -   316.902.336
419  AVA    3.696.566    GUILLEN MARTES JESUS MARIA               1.058.357.191      -     -     -     -   758.988.096
420  AVA    2.935.356    GUTIERREZ CORTES CARLOS ALBERTO            512.658.452      -     -     -     -   385.517.312

336 AVA     803.892  TRUJILLO SANCHEZ RAMON NONATO            16.639.601  1.350.551     48.990.120       386.652      49.999.382
337 AVA     147.058  TUNJO AVILA ISAIAS                       24.925.744  1.397.812     70.380.448       604.542      71.655.093
338 AVA     867.670  UCROS VERELA ANTONIO LUIS                17.506.070  1.276.305     54.215.031       386.643      55.485.795
339 AVA   1.924.534  URBINA TARAZONA LUIS ANTONIO             18.206.352  1.172.712     60.998.500       386.652      62.641.691
340 AVA   3.343.767  URIBE BOTERO FRANCISCO DE PAULA ROBERT  147.828.656  2.211.099    467.708.939     3.190.668     479.115.715
341 AVA  22.319.067  USCATEGUI SAENZ LUCILA                    7.120.864  1.346.766     45.581.614       459.560      46.242.141
342 AVA  20.168.726  VALDERRAMA LIZCANO MARIA TERESA           8.142.357    891.371     68.558.936       393.972      70.637.261
343 AVA      59.253  VANEGAS MALDONADO ALVARO                 15.675.905  1.374.434     45.486.633       371.780      46.383.880
344 AVA   1.845.905  VELA ANGULO ANTONIO                      20.970.130  1.374.434     60.384.648       497.341      61.551.207
345 AVA     517.665  VELASQUEZ ARANGO CARLOS ALBERTO          23.355.408  1.225.021     74.768.893       504.093      76.641.086
346 AVA   2.880.912  VELEZ MACIAS CARLOS                      18.075.294  1.199.001     59.323.903       386.652      60.874.527
347 AVA   1.683.831  VENDRIES JARAMILLO CARLOS AUGUSTO        44.231.380  1.326.210    130.169.806     1.008.074     132.833.208
348 AVA     835.074  VENDRIES RIVALDO GASTON                  14.747.419  1.598.188     37.308.657       499.944      37.632.898
349 AVA   2.211.044  VIDAL NEMECIO JOSE                       18.311.302  1.146.262     62.655.344       386.643      64.391.999
350 AVA   2.945.077  VIECO PATINO JOSE RAFAEL                 16.676.112    933.242     68.740.606       358.000      71.924.968
351 AVA     534.361  VILLA CORREA BLASS Q                     18.688.458  1.070.515     67.480.977       386.652      69.528.487
352 AVA   1.923.473  VILLAMIZAR GONZALO                       17.225.148  1.225.021     55.465.317       371.780      56.870.455
353 AVA     804.057  VILLANUEVA VARGAS VALMIRO VICENTE        16.647.506  1.172.712     55.876.154       358.000      58.093.355
354 AVA     810.928  VOLPE VANEGAS NESTOR                     16.817.040  1.119.683     58.888.119       358.000      61.317.013
355 AVA     810.258  ZACCARO LOPEZ VICTOR MANUEL              16.639.601  1.350.551     48.990.120       386.652      49.999.382
356 AVA         646  ZAFRA MENDOZA HUGO                       18.297.552  1.326.210     54.625.982       417.018      55.785.020
357 AVA     805.938  ZAMBRANO NIEBLES ENRIQUE                 23.125.196  1.374.434     66.449.034       548.452      67.725.237
358 AVA     534.328  ZAPATA GIRALDO JOSE JUAQUIN              18.318.074  1.525.970     47.974.778       529.929      48.566.969
359 AVA   4.357.170  ZULUAGA SALAZAR HERNAN                   21.864.614  1.326.210     65.016.640       498.315      66.382.638
360 AVA   1.678.829  MANES TORRES JORGE DANIEL                                                           385.675      65.963.782
361 AVA     239.789  ARRIETA AYCARDI RAFAEL GUSTAVO           15.425.313  1.374.434     44.781.461       365.837      45.665.985
362 AVA   3.695.585  BENITEZ MERCADO HERNAN                   16.302.991  1.374.434     47.251.259       386.652      48.180.364
363 AVA  25.252.655  SOLANO DE TROCHEZ DELMA                   6.923.260  1.217.356     47.094.188       386.652      48.016.625
364 AVA  17.091.813  ACERO BAYONA ALVARO FERNANDO            281.410.368  1.658.223  1.281.274.991     6.211.406   1.326.794.637
365 AVA  41.319.228  ADAMES GARCIA PAULINA DEL ROSARIO        68.245.408  1.570.406    599.052.614     3.317.611     617.448.238
366 AVA   2.903.036  ALMONACID SANCHEZ CARLOS EDUARDO        104.726.448  1.198.404    416.200.884     2.207.594     429.603.055
367 AVA  17.038.259  ALONSO RAMIREZ ALFREDO                   73.061.360  1.225.021    231.288.045     1.576.924     236.946.896
368 AVA  41.424.599  ALVAREZ ALVAREZ ANA GUISELLE             69.752.736    659.764    750.973.652     3.642.109     778.257.007
369 AVA   8.299.465  ALVAREZ GOMEZ GUSTAVO ANTONIO            92.515.488    887.287    494.291.927     2.227.253     513.211.353
370 AVA  17.030.559  APONTE ALARCON MARIO GILBERTO            16.676.112    933.242     68.740.606       358.000      71.924.968
371 AVA  17.136.274  ARANA MEDINA RIGOBERTO                  200.189.168    778.252    968.532.924     4.553.660   1.004.037.647
372 AVA   3.291.549  ARANA SALAMANCA RODOLFO EDMUNDO         209.568.240    829.112    953.768.616     4.625.678     987.633.490
373 AVA      77.385  AREVALO PAEZ JESUS ALBERTO              110.964.584  2.046.184    314.301.952     2.631.709     320.074.887
374 AVA  17.088.242  AYALA RICO HECTOR ALFONSO               148.772.672  1.540.172    678.032.748     3.283.773     702.137.340
375 AVA  17.069.429  BAENA CORREA FRANCISCO AUGUSTO          106.655.296  1.124.213    472.112.661     2.324.659     488.609.645
376 AVA  41.345.300  BARON DE LOPEZ ROSALBA                    7.085.456    757.592     68.564.964       358.000      71.738.564
377 AVA  17.027.317  BARRERO PULIDO GERMAN                   119.659.824  1.311.401    500.998.489     2.555.990     517.847.719
378 AVA  17.043.571  BASTIDAS MORALES LUIS HERNANDO          281.845.088  1.813.941  1.178.770.069     6.020.344   1.218.383.737
379 AVA  17.004.790  BASTO BAQUERO JOSE JAEL                  74.083.576  1.684.766    194.630.710     2.004.533     197.180.017
380 AVA   7.435.660  BOTERO GONZALEZ JOSE MARIA               15.273.929    753.229     76.987.302       358.000      80.881.251
381 AVA   1.228.661  BOTERO VELEZ HECTOR                     174.926.928    959.624    694.147.576     3.687.394     716.469.770
382 AVA  20.259.716  BRACHT DE DUENAS YOLANDA                 42.249.320  1.624.914    281.589.082     2.359.553     286.758.106
383 AVA   3.703.935  BRAVO VANEGAS JESUS MARIA               171.484.480  1.316.242    664.132.818     3.600.563     684.656.918
384 AVA  17.126.287  BRICENO LONDONO DIEGO ALONSO            207.469.040  1.072.566    973.388.966     4.645.191   1.008.241.624
385 AVA   3.012.255  BURGOS LUNA JAIME                       134.841.200  1.395.946    614.539.898     2.976.271     636.387.187
386 AVA     802.812  CAMARGO ALVAREZ MANUEL                  257.948.080  2.345.424    849.958.784     5.478.101     872.142.648
387 AVA      77.432  CAMARGO SANTANA CARLOS OCTAVIO          246.970.960  2.450.042    780.137.258     5.330.512     799.137.821
388 AVA   2.920.215  CARDENAS ROMERO JUAN MANUEL              58.641.112    959.624    233.338.432     1.236.133     240.873.389
389 AVA     137.962  CASTANEDA GONZALEZ PEDRO ARMANDO        138.207.072  1.790.969    487.406.713     2.896.442     501.301.288
390 AVA  22.322.034  CASTANEDA ROMERO CARMEN CECILIA          72.688.360  1.773.460    605.854.652     3.517.058     623.871.430
391 AVA  17.067.915  CASTELLANOS MONTERO LUIS ALFONSO        121.914.504  1.285.054    539.657.958     2.657.248     558.515.053
392 AVA  17.189.852  CASTILLO HERNANDEZ HERNANDO             189.496.320  1.095.158    978.339.190     4.469.861   1.014.873.230
393 AVA  21.801.702  CASTRILLON BLANCA ELSY                   47.395.400  1.184.026    383.114.466     2.278.014     394.032.195
394 AVA   5.846.987  CASTRO URIBE CARLOS                      19.162.078  1.464.655     52.089.315       502.971      52.890.115
395 AVA      92.566  CASTRO LOPEZ ENRIQUE                    171.663.024  1.119.683    590.801.587     3.608.894     607.158.385
396 AVA   7.430.545  CIANCI PLATA FERDINANDO                 206.204.608    803.547    967.194.075     4.616.880   1.002.102.056
397 AVA   3.714.562  CIFUENTES GARCIA JULIO ALBERTO          259.842.160  2.398.002    837.974.946     5.558.338     859.134.030
398 AVA      77.179  CIFUENTES NARANJO JOSE IGNACIO          109.112.288  1.800.193    325.496.769     2.445.168     332.439.310
399 AVA  17.088.399  CIFUENTES PALACIOS HECTOR ANGEL         155.497.488  1.639.040    688.314.064     3.389.223     712.365.580
400 AVA   3.708.433  COLPAS GONZALEZ ORLANDO DE JESUS        291.518.752  1.972.208  1.128.741.456     6.120.855   1.164.216.995
401 AVA   2.940.433  CONTRERAS ALBERTO                       128.335.384  1.436.402    523.265.706     2.720.812     540.499.098
402 AVA   2.898.607  CORTES ROMERO JORGE                     314.380.864  2.292.525  1.058.322.157     6.638.147   1.086.790.933
403 AVA     831.386  CRUZ MAYORGA GONZALO                    123.439.952  1.519.255    456.385.767     2.584.196     469.838.399
404 AVA  17.102.925  CUERVO SASTRE JORGE ENRIQUE             109.728.128  1.135.963    500.086.875     2.421.965     517.865.303
405 AVA  17.067.074  CHAVES ORTIZ EDUARDO ALFONSO            274.894.912  1.761.677  1.181.728.909     5.926.474   1.222.237.710
406 AVA   3.678.109  DE LIMA SALOMON                          56.076.480  1.012.656    212.577.984     1.174.749     219.131.331
407 AVA      45.394  DIAZ MU|OZ JESUS ALFONSO                172.556.432  1.276.305    523.090.593     3.811.118     534.771.392
408 AVA      94.749  DI PAOLA MUSTIGA CARMEN                  79.295.928    836.765    695.065.301     3.854.809     716.374.358
409 AVA  17.059.489  DIMATE OPARDO MANUEL                    141.391.808  1.518.914    608.433.314     3.048.273     629.303.897
410 AVA   7.462.882  DONADO MACCHI PEDRO AGUSTIN             174.435.904  1.092.888  1.034.553.688     4.500.530   1.075.093.075
411 AVA  17.047.703  DOUSDEBES RODRIGUEZ WILLIAM              91.460.184  1.002.349    382.930.661     1.953.633     395.809.222
412 AVA  17.139.109  FAJARDO CHAPARRO CARLOS JULIO           150.222.992  1.504.387    727.712.531     3.417.091     754.418.269
413 AVA   2.939.017  FAJARDO OSTOS JAIME                     138.685.680  1.624.363    537.668.027     2.911.905     554.583.373
414 AVA   2.945.460  FERREIRA RESTREPO GUILLERMO              27.768.212  1.506.179     72.845.615       776.111      73.776.359
415 AVA  20.168.785  GARCIA RODRIGUEZ MARINA                  17.955.112  1.027.567    134.173.359       885.699     137.598.123
416 AVA  41.395.386  GARZON BARON HILDA                        7.014.342    732.301     69.849.467       358.000      73.130.328
417 AVA  20.089.654  CASTRELLON DE GAVIRI SOFIA               43.125.352  1.914.612    276.354.220     2.611.286     280.560.500
418 AVA  17.111.872  GOMEZ TRUJILLO HERNAN                    85.961.488    874.880    403.738.704     1.924.661     418.327.551
419 AVA   3.696.566  GUILLEN MARTES JESUS MARIA              297.228.064  2.141.031  1.058.357.191     6.149.461   1.089.794.111
420 AVA   2.935.356  GUTIERREZ CORTES CARLOS ALBERTO         125.733.856  1.407.284    512.658.452     2.665.658     529.542.563

421 AVA   2.871.791 GUTIERREZ ESCOBAR ALBERTO            432110  110  1   Casado(a)          76    0      14/07/1927    02/07/1951
422 AVA   6.057.331 GUZMAN CASTRO GABRIEL                438406  110  1   Casado(a)          66    0      24/11/1937    11/12/1963
423 AVA     172.537 GUZMAN MONTES JOSE ALBERTO           439250  110  1   Casado(a)          68    0      26/01/1936    04/11/1957
424 AVA     353.936 HERNANDEZ CASTILLO CARLOS ARTURO     448335  110  1   Casado(a)          66    0      11/12/1937    09/01/1974
425 AVA  17.108.835 HINESTROZA JAIRO                     461823  110  1   Casado(a)          59    0      28/07/1944    06/04/1965
426 AVA  17.137.670 HOYOS LONDONO HECTOR                 463175  110  1   Casado(a)          62    0      09/06/1942    08/05/1971
427 AVA  19.161.444 HURTADO TOVAR JAIME                  465640  110  1   Soltero(a)         58    0      17/02/1946    18/03/1974
428 AVA      37.028 IBARRA ERAZO VAN CARLOS              466620  110  1   Casado(a)          79    0      29/08/1924    22/04/1957
429 AVA     124.012 JODAR RAMIREZ CONSUELO               484831  110  2   Soltero(a)         59    0      08/10/1944    01/08/1967
430 AVA   7.708.963 KATZ DE JARAMILLO EVA SIBYLLE        487443  110  2   Casado(a)          61    0      22/04/1943    04/01/1967
431 AVA     125.367 KNOEPPCHEN SCHIELE CARLA OLGA G      487620  110  2   Casado(a)          63    0      18/04/1941    17/10/1967
432 AVA     132.209 KLEINERMAN EHREMAN OSVALDO MARIO     487631  110  1   Casado(a)          56    0      17/12/1947    02/04/1969
433 AVA   2.932.600 LANDINEZ ULLOA HECTOR MIGUEL         491444  110  1   Casado(a)          67    0      10/03/1937    16/11/1960
434 AVA   7.432.128 LARA ACOSTA NOEL PIO                 491750  110  1   Casado(a)          58    0      21/02/1946    19/05/1969
435 AVA   2.874.277 LEON ROJAS PEDRO ALFONSO             501130  110  1   Casado(a)          66    0      22/03/1938    07/03/1960
436 AVA     810.972 LINERO ROCHA REGULO FRANCISCO        503856  110  1   Casado(a)          71    0      09/11/1932    01/04/1953
437 AVA  17.143.292 LOPEZ ARCINIEGAS FERNANDO AUGUSTO    508174  110  1   Casado(a)          58    0      05/03/1946    25/05/1972
438 AVA     536.327 LOPEZ ALARCON FRANCISCO              508292  110  1   Casado(a)          84    0      31/01/1920    16/08/1965
439 AVA   3.430.196 LOPEZ JARAMILLO JOSE LUIS            512842  110  1   Casado(a)          61    0      05/07/1942    01/12/1964
440 AVA      77.272 LOZADA ROZO JAIME                    519326  110  1   Casado(a)          79    0      14/01/1925    23/09/1950
441 AVA  20.063.474 LOZANO AVELLA ALICIA                 519492  110  2   Casado(a)          66    0      15/08/1937    27/12/1956
442 AVA   1.760.580 MACHADO PEREDA NORA JUANA            525501  110  2   Casado(a)          58    0      29/03/1946    11/06/1971
443 AVA   2.926.793 MALDONADO CASTRO JORGE ENRIQUE       529012  110  1   Casado(a)          66    0      22/06/1938    16/05/1960
444 AVA  25.052.162 MANTILLA DE MORALES OLGA             534726  110  2   Casado(a)          59    0      21/12/1944    08/05/1967
445 AVA      26.641 MARGOLINER JACOB ADOLF PETER         537003  110  1   Casado(a)          67    0      05/02/1937    02/07/1958
446 AVA   2.853.257 MARIN OSPINA CARLOS                  539033  110  1   Casado(a)          70    0      04/11/1933    18/05/1971
447 AVA   7.413.840 MARTINEZ MORALES SAUL ENRIQUE        554595  110  1   Casado(a)          61    0      11/01/1943    02/08/1965
448 AVA  19.055.019 MEIRI|O GONZALEZ JENARO              568116  110  1   Union libre        72    0      19/11/1931    13/06/1966
449 AVA  17.129.157 MEJIA PLAZAS ALVARO EMILIO           571281  110  1   Casado(a)          59    0      08/04/1945    26/12/1969
450 AVA   7.413.189 MELENDEZ LOPEZ ALFONSO               573215  110  1   Casado(a)          61    0      09/11/1942    09/11/1997
451 AVA  17.052.941 MENDEZ SARMIENTO GUILLERMO           576321  110  1   Casado(a)          62    0      05/08/1941    27/01/1964
452 AVA  17.144.483 MERCADO MERCADO ALBERTO DE JESUS     583166  110  1   Casado(a)          58    0      12/03/1946    16/03/1964
453 AVA  37.793.766 MIRANDA GONZALEZ YOLANDA MARIA       590962  110  2   Union libre        56    0      06/04/1948    01/03/1969
454 AVA      60.407 MOGOLLON CRUZ MARIO ENRIQUE          592082  110  1   Casado(a)          75    0      22/07/1928    26/03/1963
455 AVA  17.049.381 MOLINA JAQUE BRAULIO                 594930  110  1   Casado(a)          62    0      26/09/1941    02/12/1963
456 AVA   8.225.375 MONDRAGON UPEGUI JORGE ENRIQUE       597730  110  1   Union libre        64    0      17/03/1940    08/05/1974
457 AVA   2.939.792 MORALES BOHORQUEZ GUILLERMO          610153  110  1   Casado(a)          65    0      06/03/1939    05/02/1964
458 AVA   2.935.657 MORENO DIAZ FLORENTINO               615985  110  1   Casado(a)          66    0      09/06/1938    01/12/1965
459 AVA      75.532 MOYANO GUTIERREZ MANUEL              622856  110  1   Casado(a)          72    0      09/08/1931    02/07/1959
460 AVA     162.536 MUNOZ JOSE ANTONIO                   625063  110  1   Casado(a)          69    0      02/10/1934    12/11/1956
461 AVA  41.370.619 NIETO MORALES ELDA CLEMENCIA         643130  110  2   Viudo(a)           57    0      26/09/1946    26/09/2001
462 AVA   2.853.411 OJEDA CASTIBLANCO LUIS ANIBAL        651582  110  1   Casado(a)          68    0      29/05/1936    02/11/1955
463 AVA  17.038.195 ORTEGA FAJARDO JOSE MARIA            662616  110  1   Casado(a)          63    0      18/12/1940    29/12/1973
464 AVA   2.902.379 ORTIZ CAMPUZANO ALFREDO              667564  110  1   Casado(a)          75    0      15/11/1928    05/09/1960
465 AVA  17.077.145 PACHECO ESPINEL JOSE IVAN            683362  110  1   Casado(a)          61    0      26/11/1942    02/06/1969
466 AVA  20.164.556 PANTOJA CASTANEDA EMILIA             696581  110  2   Union libre        65    0      30/05/1939    16/09/1964
467 AVA     128.381 PARRADO VELASQUEZ CARLOS JULIO       702586  110  1   Casado(a)          70    0      29/01/1934    04/08/1953
468 AVA  17.011.382 PERDOMO GUARNIZO JOSE ANTONIO        713381  110  1   Casado(a)          64    0      26/11/1939    04/06/1962
469 AVA     113.024 PEREIRA DE FREITAS MARIA             714184  110  2   Soltero(a)         65    0      31/05/1939    24/05/1964
470 AVA  17.115.857 PEREZ FERRER SANTIAGO EDUARDO        717054  110  1   Casado(a)          59    0      16/12/1944    02/12/1970
471 AVA     823.619 PEREZ HENAO FEDERICO                 717522  110  1   Casado(a)          74    0      18/12/1929    01/12/1951
472 AVA  17.061.345 PEREZ VILLAMIZAR ENRIQUE             723774  110  1   Casado(a)          62    0      17/10/1941    10/03/1964
473 AVA   3.289.973 PINTO MORENO ALBERTO                 730542  110  1   Casado(a)          61    0      03/11/1942    17/07/1978
474 AVA   5.786.714 PINZON MIGUEL HERVIN                 732583  110  1   Soltero(a)         60    0      20/07/1943    26/01/1965
475 AVA  17.051.427 PLAZA ROJAS JOSE DOLORES             735324  110  1   Soltero(a)         62    0      08/02/1942    12/03/1963
476 AVA   2.834.387 PLAZAS PE|ALOZA JOSE FERNANDO        735626  110  1   Casado(a)          63    0      08/04/1941    05/02/1973
477 AVA     829.320 POLIFRONI MENDOZA LUIS ENRIQUE       736245  110  1   Casado(a)          68    0      30/04/1936    01/02/1955
478 AVA     153.706 PULIDO GOMEZ ANDRES ROBERTO          747994  110  1   Casado(a)          70    0      29/03/1934    10/05/1967
479 AVA  22.316.870 QUINTERO CASADIEGO BLANCA OLIVA      753561  110  2   Casado(a)          73    0      20/02/1931    10/02/1958
480 AVA   7.415.052 RACEDO BADILLO REINALDO ENRIQUE      758321  110  1   Casado(a)          62    0      14/08/1941    02/01/1961
481 AVA   3.713.686 RACEDO BADILLO RUBBI L               758494  110  1   Casado(a)          64    0      29/06/1940    20/01/1958
482 AVA  20.316.453 RAMIREZ JIMENEZ GLADYS NAYDU         764951  110  2   Casado(a)          61    0      27/09/1942    03/07/1964
483 AVA  17.115.029 RAMOS MENDOZA JOSE FERNANDO          772192  110  1   Soltero(a)         55    0      19/03/1949    14/12/1972
484 AVA   2.863.173 RICO ORJUELA VICTOR MANUEL           787566  110  1   Casado(a)          68    0      29/03/1936    24/10/1960
485 AVA   4.510.575 RICO PUERTA ADONAY                   787743  110  1   Union libre        60    0      03/12/1943    24/05/1965
486 AVA   3.502.938 ROBLEDO SIERRA ALONSO DE JESUS       799223  110  1   Casado(a)          75    0      23/02/1929    15/03/1965
487 AVA      66.347 RODRIGUEZ PENA CARLOS ARTURO         804565  110  1   Casado(a)          81    0      27/07/1922    23/01/1945
488 AVA     318.331 RODRIGUEZ CHIBUQUE ADONAI            804683  110  1   Casado(a)          70    0      24/05/1934    05/07/1971
489 AVA  41.518.789 RODRIGUEZ DE TORRES MELBA YOLANDA    805943  110  2   Casado(a)          53    0      30/09/1950    05/06/1971
490 AVA     146.420 RODRIGUEZ GUZMAN ENRIQUE             807575  110  1   Casado(a)          69    0      01/08/1934    01/02/1968
491 AVA      22.263 RODRIGUEZ LORA MIGUEL ANGEL          809664  110  1   Casado(a)          73    0      05/05/1931    18/01/1955
492 AVA  17.090.636 RODRIGUEZ VELASQUEZ LUIS ALVARO      818484  110  1   Casado(a)          63    0      24/11/1940    13/12/1976
493 AVA   2.902.232 ROJAS ALVAREZ GABRIEL ANTONIO        818742  110  1   Casado(a)          65    0      26/02/1939    22/09/1975
494 AVA  19.094.002 ROJAS ARTUNDUAGA RICARDO             818834  110  1   Viudo(a)           65    0      19/06/1939    08/05/1971
495 AVA       4.141 ROJAS BERNAL GABRIEL JOSE            818871  110  1   Casado(a)          80    0      06/04/1924    10/05/1963
496 AVA     156.913 ROJAS BAQUERO JAIME                  819011  110  1   Casado(a)          83    0      26/06/1921    23/03/1949
497 AVA  17.009.561 ROZO CASTANEDA EFRAIN                832300  110  1   Casado(a)          64    0      15/05/1940    25/03/1963
498 AVA  17.118.454 RUBIO QUINTERO HERNANDO              835973  110  1   Casado(a)          59    0      28/01/1945    08/11/1969
499 AVA  23.247.938 SABOGAL MORALES MARIA DEL CARMEN     846296  110  2   Casado(a)          54    0      30/07/1949    14/07/1969
500 AVA  20.240.140 SALAMANCA ESCOBAR LUCIA BELEN        847825  110  2   Casado(a)          63    0      02/08/1940    08/07/1965
501 AVA  17.102.276 SAMPER KOPPEL JAIME IGNACIO          857496  110  1   Casado(a)          59    0      02/02/1945    05/02/1973
502 AVA   2.875.513 SANCHEZ GUTIERREZ GILBERTO           861206  110  1   Casado(a)          72    0      05/04/1932    13/09/1950
503 AVA   3.682.633 SIERRA GRAVIER ORLANDO JAIME         885684  110  1   Casado(a)          66    0      28/01/1938    02/05/1956
504 AVA  19.085.186 SIERRA VELANDIA LUIS CARLOS          887854  110  1   Casado(a)          54    0      15/08/1949    08/10/1975
505 AVA   3.286.530 TABORDA GUILLERMO                    905601  110  1   Casado(a)          67    0      11/04/1937    15/11/1972

421 AVA   2.871.791 GUTIERREZ ESCOBAR ALBERTO          JUBILACION VUELO TOTAL EMPRESA 5.006.341 509.560.288 244.401.728  2.501.611
422 AVA   6.057.331 GUZMAN CASTRO GABRIEL              JUBILACION VUELO TOTAL EMPRESA 3.282.762 477.037.952 166.495.552  1.950.087
423 AVA     172.537 GUZMAN MONTES JOSE ALBERTO         JUBILACION VUELO TOTAL EMPRESA 2.217.300 302.827.360 112.788.176  1.388.156
424 AVA     353.936 HERNANDEZ CASTILLO CARLOS ARTURO   JUBILACION VUELO TOTAL EMPRESA 3.079.090 447.441.152 156.165.680  1.829.098
425 AVA  17.108.835 HINESTROZA JAIRO                   JUBILACION VUELO TOTAL EMPRESA 2.357.106 413.294.048 112.108.272  1.140.991
426 AVA  17.137.670 HOYOS LONDONO HECTOR               JUBILACION VUELO TOTAL EMPRESA 5.565.287 905.072.320 274.894.912  1.761.677
427 AVA  19.161.444 HURTADO TOVAR JAIME                JUBILACION VUELO TOTAL EMPRESA 3.259.782 585.129.792 152.608.000  1.528.271
428 AVA      37.028 IBARRA ERAZO VAN CARLOS            JUBILACION VUELO TOTAL EMPRESA 1.990.497 177.914.416  93.005.480  1.590.251
429 AVA     124.012 JODAR RAMIREZ CONSUELO             JUBILACION VUELO TOTAL EMPRESA 1.880.974 344.025.120  40.143.248    858.441
430 AVA   7.708.963 KATZ DE JARAMILLO EVA SIBYLLE      JUBILACION VUELO TOTAL EMPRESA   811.051 141.365.696  17.628.016    809.872
431 AVA     125.367 KNOEPPCHEN SCHIELE CARLA OLGA G    JUBILACION VUELO TOTAL EMPRESA 1.354.535 224.039.872  29.857.124    863.985
432 AVA     132.209 KLEINERMAN EHREMAN OSVALDO MARIO   JUBILACION VUELO TOTAL EMPRESA 3.786.697 710.660.992 170.952.768    728.554
433 AVA   2.932.600 LANDINEZ ULLOA HECTOR MIGUEL       JUBILACION VUELO TOTAL EMPRESA 3.330.489 469.430.272 169.298.304  1.012.656
434 AVA   7.432.128 LARA ACOSTA NOEL PIO               JUBILACION VUELO TOTAL EMPRESA 1.859.734 333.821.632  87.064.200    871.892
435 AVA   2.874.277 LEON ROJAS PEDRO ALFONSO           JUBILACION VUELO TOTAL EMPRESA 2.302.698 334.618.944 116.788.536  1.367.892
436 AVA     810.972 LINERO ROCHA REGULO FRANCISCO      JUBILACION VUELO TOTAL EMPRESA 5.199.544 641.351.104 263.376.320  2.239.366
437 AVA  17.143.292 LOPEZ ARCINIEGAS FERNANDO AUGUSTO  JUBILACION VUELO TOTAL EMPRESA 2.317.094 415.917.568 108.475.688  1.086.315
438 AVA     536.327 LOPEZ ALARCON FRANCISCO            JUBILACION VUELO TOTAL EMPRESA 1.956.239 137.289.408  81.649.544  1.700.472
439 AVA   3.430.196 LOPEZ JARAMILLO JOSE LUIS          JUBILACION VUELO TOTAL EMPRESA 1.378.604 230.084.784  67.355.280    854.882
440 AVA      77.272 LOZADA ROZO JAIME                  JUBILACION VUELO TOTAL EMPRESA 2.436.062 217.739.856 113.824.392  1.946.222
441 AVA  20.063.474 LOZANO AVELLA ALICIA               JUBILACION VUELO TOTAL EMPRESA 2.462.106 373.972.352  54.437.368  1.403.287
442 AVA   1.760.580 MACHADO PEREDA NORA JUANA          JUBILACION VUELO TOTAL EMPRESA 2.975.060 556.504.896  62.855.688  1.312.434
443 AVA   2.926.793 MALDONADO CASTRO JORGE ENRIQUE     JUBILACION VUELO TOTAL EMPRESA 2.902.157 421.729.920 147.191.984  1.723.993
444 AVA  25.052.162 MANTILLA DE MORALES OLGA           JUBILACION VUELO TOTAL EMPRESA   420.967  76.993.744   8.984.166    757.592
445 AVA      26.641 MARGOLINER JACOB ADOLF PETER       JUBILACION VUELO TOTAL EMPRESA 2.266.541 319.467.488 115.214.784  1.382.666
446 AVA   2.853.257 MARIN OSPINA CARLOS                JUBILACION VUELO TOTAL EMPRESA 5.565.287 710.840.576 282.788.544  2.186.101
447 AVA   7.413.840 MARTINEZ MORALES SAUL ENRIQUE      JUBILACION VUELO TOTAL EMPRESA 1.796.754 299.872.736  87.785.080    925.309
448 AVA  19.055.019 MEIRI|O GONZALEZ JENARO            JUBILACION VUELO TOTAL EMPRESA 4.153.549 494.173.696 209.477.520  1.240.694
449 AVA  17.129.157 MEJIA PLAZAS ALVARO EMILIO         JUBILACION VUELO TOTAL EMPRESA 1.669.114 292.661.792  79.386.120    807.958
450 AVA   7.413.189 MELENDEZ LOPEZ ALFONSO             JUBILACION VUELO TOTAL EMPRESA   332.000  55.409.784  16.220.721    854.882
451 AVA  17.052.941 MENDEZ SARMIENTO GUILLERMO         JUBILACION VUELO TOTAL EMPRESA 3.356.435 545.850.816 165.789.648    880.838
452 AVA  17.144.483 MERCADO MERCADO ALBERTO DE JESUS   JUBILACION VUELO TOTAL EMPRESA 5.517.141 990.324.928 258.287.168  1.556.503
453 AVA  37.793.766 MIRANDA GONZALEZ YOLANDA MARIA     JUBILACION VUELO TOTAL EMPRESA 2.513.068 490.291.552  51.914.340  1.034.618
454 AVA      60.407 MOGOLLON CRUZ MARIO ENRIQUE        JUBILACION VUELO TOTAL EMPRESA 1.279.675 135.675.664  63.137.220  1.225.021
455 AVA  17.049.381 MOLINA JAQUE BRAULIO               JUBILACION VUELO TOTAL EMPRESA 3.317.773 539.563.264 163.879.952  1.760.495
456 AVA   8.225.375 MONDRAGON UPEGUI JORGE ENRIQUE     JUBILACION VUELO TOTAL EMPRESA   912.516 140.536.400  45.834.996    933.242
457 AVA   2.939.792 MORALES BOHORQUEZ GUILLERMO        JUBILACION VUELO TOTAL EMPRESA 3.069.575 459.426.528 155.068.720  1.774.480
458 AVA   2.935.657 MORENO DIAZ FLORENTINO             JUBILACION VUELO TOTAL EMPRESA 3.071.711 446.368.864 155.791.424  1.824.715
459 AVA      75.532 MOYANO GUTIERREZ MANUEL            JUBILACION VUELO TOTAL EMPRESA 3.124.899 371.788.768 157.599.232  2.157.804
460 AVA     162.536 MUNOZ JOSE ANTONIO                 JUBILACION VUELO TOTAL EMPRESA 1.979.288 260.145.168 101.875.696  1.276.421
461 AVA  41.370.619 NIETO MORALES ELDA CLEMENCIA       JUBILACION VUELO TOTAL EMPRESA   332.000  63.452.508   6.939.039    707.582
462 AVA   2.853.411 OJEDA CASTIBLANCO LUIS ANIBAL      JUBILACION VUELO TOTAL EMPRESA 5.747.550 784.970.688 292.362.656  2.078.509
463 AVA  17.038.195 ORTEGA FAJARDO JOSE MARIA          JUBILACION VUELO TOTAL EMPRESA 1.811.963 286.888.928  90.333.200    989.998
464 AVA   2.902.379 ORTIZ CAMPUZANO ALFREDO            JUBILACION VUELO TOTAL EMPRESA 4.551.116 482.525.408 224.545.136  1.337.164
465 AVA  17.077.145 PACHECO ESPINEL JOSE IVAN          JUBILACION VUELO TOTAL EMPRESA 3.846.609 641.987.264 187.936.064    933.141
466 AVA  20.164.556 PANTOJA CASTANEDA EMILIA           JUBILACION VUELO TOTAL EMPRESA 1.438.858 225.015.280  31.879.142    918.802
467 AVA     128.381 PARRADO VELASQUEZ CARLOS JULIO     JUBILACION VUELO TOTAL EMPRESA 4.292.813 548.310.592 218.130.416  1.093.050
468 AVA  17.011.382 PERDOMO GUARNIZO JOSE ANTONIO      JUBILACION VUELO TOTAL EMPRESA 3.023.620 465.667.104 151.874.176  1.699.861
469 AVA     113.024 PEREIRA DE FREITAS MARIA           JUBILACION VUELO TOTAL EMPRESA 3.166.749 495.230.848  70.162.056  1.752.780
470 AVA  17.115.857 PEREZ FERRER SANTIAGO EDUARDO      JUBILACION VUELO TOTAL EMPRESA 2.609.589 457.564.320 124.116.832  1.263.209
471 AVA     823.619 PEREZ HENAO FEDERICO               JUBILACION VUELO TOTAL EMPRESA 1.702.988 187.844.256  84.778.360  1.230.051
472 AVA  17.061.345 PEREZ VILLAMIZAR ENRIQUE           JUBILACION VUELO TOTAL EMPRESA 3.042.327 494.768.000 150.274.416  1.614.336
473 AVA   3.289.973 PINTO MORENO ALBERTO               JUBILACION VUELO TOTAL EMPRESA 2.898.787 483.798.656 141.627.744  1.492.844
474 AVA   5.786.714 PINZON MIGUEL HERVIN               JUBILACION VUELO TOTAL EMPRESA 5.565.287 952.416.320 268.501.376  1.658.223
475 AVA  17.051.427 PLAZA ROJAS JOSE DOLORES           JUBILACION VUELO TOTAL EMPRESA   451.111  73.363.352  22.282.432    880.838
476 AVA   2.834.387 PLAZAS PE|ALOZA JOSE FERNANDO      JUBILACION VUELO TOTAL EMPRESA 3.406.959 539.425.344 169.849.760    906.970
477 AVA     829.320 POLIFRONI MENDOZA LUIS ENRIQUE     JUBILACION VUELO TOTAL EMPRESA 5.464.155 746.266.048 277.947.072  2.078.509
478 AVA     153.706 PULIDO GOMEZ ANDRES ROBERTO        JUBILACION VUELO TOTAL EMPRESA 3.350.581 427.961.568 170.252.864  2.186.101
479 AVA  22.316.870 QUINTERO CASADIEGO BLANCA OLIVA    JUBILACION VUELO TOTAL EMPRESA 1.447.838 174.791.184  29.315.960  1.135.625
480 AVA   7.415.052 RACEDO BADILLO REINALDO ENRIQUE    JUBILACION VUELO TOTAL EMPRESA 3.428.115 557.508.032 169.330.256    880.838
481 AVA   3.713.686 RACEDO BADILLO RUBBI L             JUBILACION VUELO TOTAL EMPRESA 5.755.286 886.370.432 289.083.712  1.866.484
482 AVA  20.316.453 RAMIREZ JIMENEZ GLADYS NAYDU       JUBILACION VUELO TOTAL EMPRESA   463.338  80.759.528  10.070.551    809.872
483 AVA  17.115.029 RAMOS MENDOZA JOSE FERNANDO        JUBILACION VUELO TOTAL EMPRESA 3.603.257 690.651.136 159.385.536    704.225
484 AVA   2.863.173 RICO ORJUELA VICTOR MANUEL         JUBILACION VUELO TOTAL EMPRESA 3.160.138 431.595.328 160.747.840  1.978.427
485 AVA   4.510.575 RICO PUERTA ADONAY                 JUBILACION VUELO TOTAL EMPRESA 2.860.328 489.502.688 137.998.640  1.428.633
486 AVA   3.502.938 ROBLEDO SIERRA ALONSO DE JESUS     JUBILACION VUELO TOTAL EMPRESA 3.389.762 359.394.560 167.245.712  2.110.820
487 AVA      66.347 RODRIGUEZ PENA CARLOS ARTURO       JUBILACION VUELO TOTAL EMPRESA 2.050.472 167.012.736  92.068.120  1.697.734
488 AVA     318.331 RODRIGUEZ CHIBUQUE ADONAI          JUBILACION VUELO TOTAL EMPRESA 2.842.751 363.097.664 144.448.512  1.871.849
489 AVA  41.518.789 RODRIGUEZ DE TORRES MELBA YOLANDA  JUBILACION VUELO TOTAL EMPRESA 1.887.496 389.773.408  37.395.456    698.214
490 AVA     146.420 RODRIGUEZ GUZMAN ENRIQUE           JUBILACION VUELO TOTAL EMPRESA 4.739.459 622.924.672 243.944.128  1.217.225
491 AVA      22.263 RODRIGUEZ LORA MIGUEL ANGEL        JUBILACION VUELO TOTAL EMPRESA 3.274.080 375.295.712 164.172.480  2.312.984
492 AVA  17.090.636 RODRIGUEZ VELASQUEZ LUIS ALVARO    JUBILACION VUELO TOTAL EMPRESA 3.196.055 506.032.800 159.335.392  1.746.221
493 AVA   2.902.232 ROJAS ALVAREZ GABRIEL ANTONIO      JUBILACION VUELO TOTAL EMPRESA 3.138.386 469.725.536 158.544.912  1.814.259
494 AVA  19.094.002 ROJAS ARTUNDUAGA RICARDO           JUBILACION VUELO TOTAL EMPRESA 2.826.310 423.016.768 142.779.456  1.633.852
495 AVA       4.141 ROJAS BERNAL GABRIEL JOSE          JUBILACION VUELO TOTAL EMPRESA 2.091.897 178.603.376  95.867.480  1.701.936
496 AVA     156.913 ROJAS BAQUERO JAIME                JUBILACION VUELO TOTAL EMPRESA 1.377.375 101.713.808  59.022.768  1.420.675
497 AVA  17.009.561 ROZO CASTANEDA EFRAIN              JUBILACION VUELO TOTAL EMPRESA 2.019.105 310.961.920 101.418.128  1.135.129
498 AVA  17.118.454 RUBIO QUINTERO HERNANDO            JUBILACION VUELO TOTAL EMPRESA 2.713.183 475.728.448 129.043.952  1.313.355
499 AVA  23.247.938 SABOGAL MORALES MARIA DEL CARMEN   JUBILACION VUELO TOTAL EMPRESA   845.360 171.429.568  17.002.398    636.643
500 AVA  20.240.140 SALAMANCA ESCOBAR LUCIA BELEN      JUBILACION VUELO TOTAL EMPRESA 1.278.494 211.462.720  28.181.000    863.985
501 AVA  17.102.276 SAMPER KOPPEL JAIME IGNACIO        JUBILACION VUELO TOTAL EMPRESA 2.680.949 470.076.544 127.510.840  1.297.752
502 AVA   2.875.513 SANCHEZ GUTIERREZ GILBERTO         JUBILACION VUELO TOTAL EMPRESA 5.129.290 610.263.680 258.687.472  2.292.525
503 AVA   3.682.633 SIERRA GRAVIER ORLANDO JAIME       JUBILACION VUELO TOTAL EMPRESA 3.342.600 485.733.376 169.530.400  1.972.208
504 AVA  19.085.186 SIERRA VELANDIA LUIS CARLOS        JUBILACION VUELO TOTAL EMPRESA 4.249.364 831.209.344 183.916.672  1.360.612
505 AVA   3.286.530 TABORDA GUILLERMO                  JUBILACION VUELO TOTAL EMPRESA   762.852 107.523.496  38.777.956  1.012.656

421     AVA         2.871.791    GUTIERREZ ESCOBAR ALBERTO                   756.463.627      -     -     -     -   509.560.288
422     AVA         6.057.331    GUZMAN CASTRO GABRIEL                       645.483.591      -     -     -     -   477.037.952
423     AVA           172.537    GUZMAN MONTES JOSE ALBERTO                  417.003.692      -     -     -     -   302.827.360
424     AVA           353.936    HERNANDEZ CASTILLO CARLOS ARTURO            605.435.930      -     -     -     -   447.441.152
425     AVA        17.108.835    HINESTROZA JAIRO                            526.543.311      -     -     -     -   413.294.048
426     AVA        17.137.670    HOYOS LONDONO HECTOR                      1.181.728.909      -     -     -     -   905.072.320
427     AVA        19.161.444    HURTADO TOVAR JAIME                         739.266.063      -     -     -     -   585.129.792
428     AVA            37.028    IBARRA ERAZO VAN CARLOS                     272.510.147      -     -     -     -   177.914.416
429     AVA           124.012    JODAR RAMIREZ CONSUELO                      385.026.809      -     -     -     -   344.025.120
430     AVA         7.708.963    KATZ DE JARAMILLO EVA SIBYLLE               159.803.584      -     -     -     -   141.365.696
431     AVA           125.367    KNOEPPCHEN SCHIELE CARLA OLGA G             254.760.981      -     -     -     -   224.039.872
432     AVA           132.209    KLEINERMAN EHREMAN OSVALDO MARIO            882.342.314      -     -     -     -   710.660.992
433     AVA         2.932.600    LANDINEZ ULLOA HECTOR MIGUEL                639.741.232      -     -     -     -   469.430.272
434     AVA         7.432.128    LARA ACOSTA NOEL PIO                        421.757.724      -     -     -     -   333.821.632
435     AVA         2.874.277    LEON ROJAS PEDRO ALFONSO                    452.775.372      -     -     -     -   334.618.944
436     AVA           810.972    LINERO ROCHA REGULO FRANCISCO               906.966.790      -     -     -     -   641.351.104
437     AVA        17.143.292    LOPEZ ARCINIEGAS FERNANDO AUGUSTO           525.479.571      -     -     -     -   415.917.568
438     AVA           536.327    LOPEZ ALARCON FRANCISCO                     220.639.424      -     -     -     -   137.289.408
439     AVA         3.430.196    LOPEZ JARAMILLO JOSE LUIS                   298.294.946      -     -     -     -   230.084.784
440     AVA            77.272    LOZADA ROZO JAIME                           333.510.470      -     -     -     -   217.739.856
441     AVA        20.063.474    LOZANO AVELLA ALICIA                        429.813.007      -     -     -     -   373.972.352
442     AVA         1.760.580    MACHADO PEREDA NORA JUANA                   620.673.018      -     -     -     -   556.504.896
443     AVA         2.926.793    MALDONADO CASTRO JORGE ENRIQUE              570.645.897      -     -     -     -   421.729.920
444     AVA        25.052.162    MANTILLA DE MORALES OLGA                     86.735.502      -     -     -     -    76.993.744
445     AVA            26.641    MARGOLINER JACOB ADOLF PETER                436.064.938      -     -     -     -   319.467.488
446     AVA         2.853.257    MARIN OSPINA CARLOS                         995.815.221      -     -     -     -   710.840.576
447     AVA         7.413.840    MARTINEZ MORALES SAUL ENRIQUE               388.583.125      -     -     -     -   299.872.736
448     AVA        19.055.019    MEIRI|O GONZALEZ JENARO                     704.891.910      -     -     -     -   494.173.696
449     AVA        17.129.157    MEJIA PLAZAS ALVARO EMILIO                  372.855.870      -     -     -     -   292.661.792
450     AVA         7.413.189    MELENDEZ LOPEZ ALFONSO                       72.485.387      -     -     -     -    55.409.784
451     AVA        17.052.941    MENDEZ SARMIENTO GUILLERMO                  712.521.302      -     -     -     -   545.850.816
452     AVA        17.144.483    MERCADO MERCADO ALBERTO DE JESUS          1.250.168.599      -     -     -     -   990.324.928
453     AVA        37.793.766    MIRANDA GONZALEZ YOLANDA MARIA              543.240.510      -     -     -     -   490.291.552
454     AVA            60.407    MOGOLLON CRUZ MARIO ENRIQUE                 200.037.905      -     -     -     -   135.675.664
455     AVA        17.049.381    MOLINA JAQUE BRAULIO                        705.203.711      -     -     -     -   539.563.264
456     AVA         8.225.375    MONDRAGON UPEGUI JORGE ENRIQUE              187.304.638      -     -     -     -   140.536.400
457     AVA         2.939.792    MORALES BOHORQUEZ GUILLERMO                 616.269.728      -     -     -     -   459.426.528
458     AVA         2.935.657    MORENO DIAZ FLORENTINO                      603.985.003      -     -     -     -   446.368.864
459     AVA            75.532    MOYANO GUTIERREZ MANUEL                     531.545.804      -     -     -     -   371.788.768
460     AVA           162.536    MUNOZ JOSE ANTONIO                          363.297.285      -     -     -     -   260.145.168
461     AVA        41.370.619    NIETO MORALES ELDA CLEMENCIA                 71.099.129      -     -     -     -    63.452.508
462     AVA         2.853.411    OJEDA CASTIBLANCO LUIS ANIBAL             1.079.411.853      -     -     -     -   784.970.688
463     AVA        17.038.195    ORTEGA FAJARDO JOSE MARIA                   378.212.126      -     -     -     -   286.888.928
464     AVA         2.902.379    ORTIZ CAMPUZANO ALFREDO                     708.407.708      -     -     -     -   482.525.408
465     AVA        17.077.145    PACHECO ESPINEL JOSE IVAN                   830.856.469      -     -     -     -   641.987.264
466     AVA        20.164.556    PANTOJA CASTANEDA EMILIA                    257.813.224      -     -     -     -   225.015.280
467     AVA           128.381    PARRADO VELASQUEZ CARLOS JULIO              767.534.058      -     -     -     -   548.310.592
468     AVA        17.011.382    PERDOMO GUARNIZO JOSE ANTONIO               619.241.141      -     -     -     -   465.667.104
469     AVA           113.024    PEREIRA DE FREITAS MARIA                    567.145.684      -     -     -     -   495.230.848
470     AVA        17.115.857    PEREZ FERRER SANTIAGO EDUARDO               582.944.361      -     -     -     -   457.564.320
471     AVA           823.619    PEREZ HENAO FEDERICO                        273.852.667      -     -     -     -   187.844.256
472     AVA        17.061.345    PEREZ VILLAMIZAR ENRIQUE                    646.656.752      -     -     -     -   494.768.000
473     AVA         3.289.973    PINTO MORENO ALBERTO                        626.919.244      -     -     -     -   483.798.656
474     AVA         5.786.714    PINZON MIGUEL HERVIN                      1.222.575.919      -     -     -     -   952.416.320
475     AVA        17.051.427    PLAZA ROJAS JOSE DOLORES                     96.526.622      -     -     -     -    73.363.352
476     AVA         2.834.387    PLAZAS PE|ALOZA JOSE FERNANDO               710.182.074      -     -     -     -   539.425.344
477     AVA           829.320    POLIFRONI MENDOZA LUIS ENRIQUE            1.026.291.629      -     -     -     -   746.266.048
478     AVA           153.706    PULIDO GOMEZ ANDRES ROBERTO                 600.400.533      -     -     -     -   427.961.568
479     AVA        22.316.870    QUINTERO CASADIEGO BLANCA OLIVA             205.242.769      -     -     -     -   174.791.184
480     AVA         7.415.052    RACEDO BADILLO REINALDO ENRIQUE             727.719.126      -     -     -     -   557.508.032
481     AVA         3.713.686    RACEDO BADILLO RUBBI L                    1.177.320.628      -     -     -     -   886.370.432
482     AVA        20.316.453    RAMIREZ JIMENEZ GLADYS NAYDU                 91.639.951      -     -     -     -    80.759.528
483     AVA        17.115.029    RAMOS MENDOZA JOSE FERNANDO                 850.740.897      -     -     -     -   690.651.136
484     AVA         2.863.173    RICO ORJUELA VICTOR MANUEL                  594.321.595      -     -     -     -   431.595.328
485     AVA         4.510.575    RICO PUERTA ADONAY                          628.929.961      -     -     -     -   489.502.688
486     AVA         3.502.938    ROBLEDO SIERRA ALONSO DE JESUS              528.751.092      -     -     -     -   359.394.560
487     AVA            66.347    RODRIGUEZ PENA CARLOS ARTURO                260.778.590      -     -     -     -   167.012.736
488     AVA           318.331    RODRIGUEZ CHIBUQUE ADONAI                   509.418.025      -     -     -     -   363.097.664
489     AVA        41.518.789    RODRIGUEZ DE TORRES MELBA YOLANDA           427.867.078      -     -     -     -   389.773.408
490     AVA           146.420    RODRIGUEZ GUZMAN ENRIQUE                    868.086.025      -     -     -     -   622.924.672
491     AVA            22.263    RODRIGUEZ LORA MIGUEL ANGEL                 541.781.176      -     -     -     -   375.295.712
492     AVA        17.090.636    RODRIGUEZ VELASQUEZ LUIS ALVARO             667.114.413      -     -     -     -   506.032.800
493     AVA         2.902.232    ROJAS ALVAREZ GABRIEL ANTONIO               630.084.707      -     -     -     -   469.725.536
494     AVA        19.094.002    ROJAS ARTUNDUAGA RICARDO                    567.430.076      -     -     -     -   423.016.768
495     AVA             4.141    ROJAS BERNAL GABRIEL JOSE                   276.172.792      -     -     -     -   178.603.376
496     AVA           156.913    ROJAS BAQUERO JAIME                         162.157.251      -     -     -     -   101.713.808
497     AVA        17.009.561    ROZO CASTANEDA EFRAIN                       413.515.177      -     -     -     -   310.961.920
498     AVA        17.118.454    RUBIO QUINTERO HERNANDO                     606.085.755      -     -     -     -   475.728.448
499     AVA        23.247.938    SABOGAL MORALES MARIA DEL CARMEN            189.068.609      -     -     -     -   171.429.568
500     AVA        20.240.140    SALAMANCA ESCOBAR LUCIA BELEN               240.507.705      -     -     -     -   211.462.720
501     AVA        17.102.276    SAMPER KOPPEL JAIME IGNACIO                 598.885.136      -     -     -     -   470.076.544
502     AVA         2.875.513    SANCHEZ GUTIERREZ GILBERTO                  871.243.677      -     -     -     -   610.263.680
503     AVA         3.682.633    SIERRA GRAVIER ORLANDO JAIME                657.235.984      -     -     -     -   485.733.376
504     AVA        19.085.186    SIERRA VELANDIA LUIS CARLOS               1.016.486.628      -     -     -     -   831.209.344
505     AVA         3.286.530    TABORDA GUILLERMO                           147.314.108      -     -     -     -   107.523.496

421  AVA  2.871.791  GUTIERREZ ESCOBAR ALBERTO            244.401.728  2.501.611      756.463.627     5.331.253         773.639.042
422  AVA  6.057.331  GUZMAN CASTRO GABRIEL                166.495.552  1.950.087      645.483.591     3.495.813         665.790.867
423  AVA    172.537  GUZMAN MONTES JOSE ALBERTO           112.788.176  1.388.156      417.003.692     2.361.203         429.295.539
424  AVA    353.936  HERNANDEZ CASTILLO CARLOS ARTURO     156.165.680  1.829.098      605.435.930     3.278.923         624.483.346
425  AVA 17.108.835  HINESTROZA JAIRO                     112.108.272  1.140.991      526.543.311     2.510.082         545.569.562
426  AVA 17.137.670  HOYOS LONDONO HECTOR                 274.894.912  1.761.677    1.181.728.909     5.926.474       1.222.237.710
427  AVA 19.161.444  HURTADO TOVAR JAIME                  152.608.000  1.528.271      739.266.063     3.471.342         766.395.714
428  AVA     37.028  IBARRA ERAZO VAN CARLOS               93.005.480  1.590.251      272.510.147     2.119.680         278.005.784
429  AVA    124.012  JODAR RAMIREZ CONSUELO                40.143.248    858.441      385.026.809     2.003.049         397.703.720
430  AVA  7.708.963  KATZ DE JARAMILLO EVA SIBYLLE         17.628.016    809.872      159.803.584       863.688         164.856.285
431  AVA    125.367  KNOEPPCHEN SCHIELE CARLA OLGA G       29.857.124    863.985      254.760.981     1.442.444         262.281.176
432  AVA    132.209  KLEINERMAN EHREMAN OSVALDO MARIO     170.952.768    728.554      882.342.314     4.032.454         915.638.238
433  AVA  2.932.600  LANDINEZ ULLOA HECTOR MIGUEL         169.298.304  1.012.656      639.741.232     3.546.638         660.187.312
434  AVA  7.432.128  LARA ACOSTA NOEL PIO                  87.064.200    871.892      421.757.724     1.980.431         437.235.458
435  AVA  2.874.277  LEON ROJAS PEDRO ALFONSO             116.788.536  1.367.892      452.775.372     2.452.143         467.019.944
436  AVA    810.972  LINERO ROCHA REGULO FRANCISCO        263.376.320  2.239.366      906.966.790     5.536.994         932.103.067
437  AVA 17.143.292  LOPEZ ARCINIEGAS FERNANDO AUGUSTO    108.475.688  1.086.315      525.479.571     2.467.473         544.763.593
438  AVA    536.327  LOPEZ ALARCON FRANCISCO               81.649.544  1.700.472      220.639.424     2.083.199         223.999.886
439  AVA  3.430.196  LOPEZ JARAMILLO JOSE LUIS             67.355.280    854.882      298.294.946     1.468.075         308.732.482
440  AVA     77.272  LOZADA ROZO JAIME                    113.824.392  1.946.222      333.510.470     2.594.162         340.236.282
441  AVA 20.063.474  LOZANO AVELLA ALICIA                  54.437.368  1.403.287      429.813.007     2.621.897         441.733.536
442  AVA  1.760.580  MACHADO PEREDA NORA JUANA             62.855.688  1.312.434      620.673.018     3.168.141         641.540.915
443  AVA  2.926.793  MALDONADO CASTRO JORGE ENRIQUE       147.191.984  1.723.993      570.645.897     3.090.507         588.598.796
444  AVA 25.052.162  MANTILLA DE MORALES OLGA               8.984.166    757.592       86.735.502       448.288          89.623.534
445  AVA     26.641  MARGOLINER JACOB ADOLF PETER         115.214.784  1.382.666      436.064.938     2.413.640         449.459.278
446  AVA  2.853.257  MARIN OSPINA CARLOS                  282.788.544  2.186.101      995.815.221     5.926.474       1.024.166.955
447  AVA  7.413.840  MARTINEZ MORALES SAUL ENRIQUE         87.785.080    925.309      388.583.125     1.913.363         402.161.180
448  AVA 19.055.019  MEIRI|O GONZALEZ JENARO              209.477.520  1.240.694      704.891.910     4.423.114         723.737.063
449  AVA 17.129.157  MEJIA PLAZAS ALVARO EMILIO            79.386.120    807.958      372.855.870     1.777.440         386.333.560
450  AVA  7.413.189  MELENDEZ LOPEZ ALFONSO                16.220.721    854.882       72.485.387       358.000          75.986.795
451  AVA 17.052.941  MENDEZ SARMIENTO GUILLERMO           165.789.648    880.838      712.521.302     3.574.268         737.668.454
452  AVA 17.144.483  MERCADO MERCADO ALBERTO DE JESUS     258.287.168  1.556.503    1.250.168.599     5.875.204       1.296.024.607
453  AVA 37.793.766  MIRANDA GONZALEZ YOLANDA MARIA        51.914.340  1.034.618      543.240.510     2.676.166         562.216.964
454  AVA     60.407  MOGOLLON CRUZ MARIO ENRIQUE           63.137.220  1.225.021      200.037.905     1.362.726         204.940.756
455  AVA 17.049.381  MOLINA JAQUE BRAULIO                 163.879.952  1.760.495      705.203.711     3.533.097         729.393.864
456  AVA  8.225.375  MONDRAGON UPEGUI JORGE ENRIQUE        45.834.996    933.242      187.304.638       971.738         193.499.116
457  AVA  2.939.792  MORALES BOHORQUEZ GUILLERMO          155.068.720  1.774.480      616.269.728     3.268.790         636.114.348
458  AVA  2.935.657  MORENO DIAZ FLORENTINO               155.791.424  1.824.715      603.985.003     3.271.065         622.986.738
459  AVA     75.532  MOYANO GUTIERREZ MANUEL              157.599.232  2.157.804      531.545.804     3.327.705         545.873.049
460  AVA    162.536  MUNOZ JOSE ANTONIO                   101.875.696  1.276.421      363.297.285     2.107.744         374.100.388
461  AVA 41.370.619  NIETO MORALES ELDA CLEMENCIA           6.939.039    707.582       71.099.129       358.000          74.485.570
462  AVA  2.853.411  OJEDA CASTIBLANCO LUIS ANIBAL        292.362.656  2.078.509    1.079.411.853     6.120.566       1.111.184.860
463  AVA 17.038.195  ORTEGA FAJARDO JOSE MARIA             90.333.200    989.998      378.212.126     1.929.559         390.931.789
464  AVA  2.902.379  ORTIZ CAMPUZANO ALFREDO              224.545.136  1.337.164      708.407.708     4.846.483         725.494.782
465  AVA 17.077.145  PACHECO ESPINEL JOSE IVAN            187.936.064    933.141      830.856.469     4.096.254         859.773.866
466  AVA 20.164.556  PANTOJA CASTANEDA EMILIA              31.879.142    918.802      257.813.224     1.532.240         265.175.122
467  AVA    128.381  PARRADO VELASQUEZ CARLOS JULIO       218.130.416  1.093.050      767.534.058     4.571.417         789.356.830
468  AVA 17.011.382  PERDOMO GUARNIZO JOSE ANTONIO        151.874.176  1.699.861      619.241.141     3.219.853         639.635.373
469  AVA    113.024  PEREIRA DE FREITAS MARIA              70.162.056  1.752.780      567.145.684     3.372.271         583.307.767
470  AVA 17.115.857  PEREZ FERRER SANTIAGO EDUARDO        124.116.832  1.263.209      582.944.361     2.778.951         604.008.552
471  AVA    823.619  PEREZ HENAO FEDERICO                  84.778.360  1.230.051      273.852.667     1.813.512         280.777.753
472  AVA 17.061.345  PEREZ VILLAMIZAR ENRIQUE             150.274.416  1.614.336      646.656.752     3.239.774         668.838.522
473  AVA  3.289.973  PINTO MORENO ALBERTO                 141.627.744  1.492.844      626.919.244     3.086.918         648.825.472
474  AVA  5.786.714  PINZON MIGUEL HERVIN                 268.501.376  1.658.223    1.222.575.919     5.926.474       1.266.013.821
475  AVA 17.051.427  PLAZA ROJAS JOSE DOLORES              22.282.432    880.838       96.526.622       480.388          99.871.264
476  AVA  2.834.387  PLAZAS PE|ALOZA JOSE FERNANDO        169.849.760    906.970      710.182.074     3.628.071         734.039.440
477  AVA    829.320  POLIFRONI MENDOZA LUIS ENRIQUE       277.947.072  2.078.509    1.026.291.629     5.818.779       1.056.506.692
478  AVA    153.706  PULIDO GOMEZ ANDRES ROBERTO          170.252.864  2.186.101      600.400.533     3.568.034         617.258.706
479  AVA 22.316.870  QUINTERO CASADIEGO BLANCA OLIVA       29.315.960  1.135.625      205.242.769     1.541.803         209.636.739
480  AVA  7.415.052  RACEDO BADILLO REINALDO ENRIQUE      169.330.256    880.838      727.719.126     3.650.600         752.654.935
481  AVA  3.713.686  RACEDO BADILLO RUBBI L               289.083.712  1.866.484    1.177.320.628     6.128.804       1.216.061.588
482  AVA 20.316.453  RAMIREZ JIMENEZ GLADYS NAYDU          10.070.551    809.872       91.639.951       493.409          94.556.298
483  AVA 17.115.029  RAMOS MENDOZA JOSE FERNANDO          159.385.536    704.225      850.740.897     3.837.108         883.279.770
484  AVA  2.863.173  RICO ORJUELA VICTOR MANUEL           160.747.840  1.978.427      594.321.595     3.365.231         611.840.096
485  AVA  4.510.575  RICO PUERTA ADONAY                   137.998.640  1.428.633      628.929.961     3.045.963         651.288.758
486  AVA  3.502.938  ROBLEDO SIERRA ALONSO DE JESUS       167.245.712  2.110.820      528.751.092     3.609.758         540.699.390
487  AVA     66.347  RODRIGUEZ PENA CARLOS ARTURO          92.068.120  1.697.734      260.778.590     2.183.548         265.568.462
488  AVA    318.331  RODRIGUEZ CHIBUQUE ADONAI            144.448.512  1.871.849      509.418.025     3.027.246         523.940.163
489  AVA 41.518.789  RODRIGUEZ DE TORRES MELBA YOLANDA     37.395.456    698.214      427.867.078     2.009.995         443.564.309
490  AVA    146.420  RODRIGUEZ GUZMAN ENRIQUE             243.944.128  1.217.225      868.086.025     5.047.050         893.833.802
491  AVA     22.263  RODRIGUEZ LORA MIGUEL ANGEL          164.172.480  2.312.984      541.781.176     3.486.568         555.939.526
492  AVA 17.090.636  RODRIGUEZ VELASQUEZ LUIS ALVARO      159.335.392  1.746.221      667.114.413     3.403.479         689.550.359
493  AVA  2.902.232  ROJAS ALVAREZ GABRIEL ANTONIO        158.544.912  1.814.259      630.084.707     3.342.067         650.374.249
494  AVA 19.094.002  ROJAS ARTUNDUAGA RICARDO             142.779.456  1.633.852      567.430.076     3.009.738         585.702.225
495  AVA      4.141  ROJAS BERNAL GABRIEL JOSE             95.867.480  1.701.936      276.172.792     2.227.661         281.525.989
496  AVA    156.913  ROJAS BAQUERO JAIME                   59.022.768  1.420.675      162.157.251     1.466.767         164.823.556
497  AVA 17.009.561  ROZO CASTANEDA EFRAIN                101.418.128  1.135.129      413.515.177     2.150.145         427.134.064
498  AVA 17.118.454  RUBIO QUINTERO HERNANDO              129.043.952  1.313.355      606.085.755     2.889.269         627.986.347
499  AVA 23.247.938  SABOGAL MORALES MARIA DEL CARMEN      17.002.398    636.643      189.068.609       900.224         195.918.090
500  AVA 20.240.140  SALAMANCA ESCOBAR LUCIA BELEN         28.181.000    863.985      240.507.705     1.361.468         247.609.814
501  AVA 17.102.276  SAMPER KOPPEL JAIME IGNACIO          127.510.840  1.297.752      598.885.136     2.854.943         620.525.537
502  AVA  2.875.513  SANCHEZ GUTIERREZ GILBERTO           258.687.472  2.292.525      871.243.677     5.462.181         894.700.517
503  AVA  3.682.633  SIERRA GRAVIER ORLANDO JAIME         169.530.400  1.972.208      657.235.984     3.559.535         677.677.098
504  AVA 19.085.186  SIERRA VELANDIA LUIS CARLOS          183.916.672  1.360.612    1.016.486.628     4.525.148       1.055.150.754
505  AVA  3.286.530  TABORDA GUILLERMO                     38.777.956  1.012.656      147.314.108       812.361         151.870.825

506  AVA      77.322  TATIS NORIEGA RAFAEL TIBERIO            908832   110   1   Casado(a)      74   0   08/05/1930   21/05/1953
507  AVA  17.174.110  TELLEZ FONNEGRA LUIS GUILLERMO          909952   110   1   Casado(a)      57   0   20/06/1947   01/01/1981
508  AVA      54.106  TENORIO ECHEVERRI FRANCISCO             910700   110   1   Casado(a)      75   0   01/01/1929   11/10/1949
509  AVA      77.343  TOPAGA MARTA ROBERTO                    914056   110   1   Casado(a)      88   0   24/02/1916   15/03/1949
510  AVA  19.126.839  TOUKHMANIAN JACQUES NICHAN              925816   110   1   Divorsiad(a)   61   0   29/07/1942   01/08/1967
511  AVA      26.887  ULLOA ANTILLON MARIA EUGENIA            934334   110   1   Casado(a)      76   0   13/03/1928   13/01/1955
512  AVA   6.092.267  UPEGUI ENCISO DIDIER ENRIQUE            934625   110   1   Casado(a)      61   0   07/12/1942   05/02/1965
513  AVA   3.265.129  VALBUENA GARZON CARLOS EDUARDO          940424   110   1   Casado(a)      66   0   05/11/1937   17/05/1973
514  AVA     141.670  VALDES LABARCA ELIZABETH                941636   110   2   Soltero(a)     56   0   29/09/1947   23/07/1970
515  AVA      77.450  VARGAS VILLANUEVA VICENTE GIL           955920   110   1   Casado(a)      78   0   01/09/1925   03/08/1959
516  AVA  17.174.329  VILLAMIZAR BLANCO GONZALO ALBERTO       978036   110   1   Casado(a)      58   0   29/12/1945   10/12/1971
517  AVA   2.925.301  VILLEGAS ARANZAZU RAFAEL                982951   110   1   Soltero(a)     65   0   14/07/1938   01/06/1962
518  AVA       8.966  ZAPATA RODRIGUEZ PEDRO NOLASCO          996295   110   1   Casado(a)      76   0   31/01/1928   26/03/1984
519  AVA     113.641  DUQUE ECHEVERRY HECTOR DE JESUS           2749   200   1   Casado(a)      80   0   01/06/1924   01/09/1945
520  AVA  20.104.822  MOLINA VDA DE ACOSTA JOSEFINA             8164   200   2   Casado(a)      84   0   19/04/1920   27/07/1979
521  AVA  28.519.195  AFANADOR PEREZ MARINA DE                  9553   200   2   Viudo(a)       74   0   20/11/1929   01/07/1992
522  AVA  21.341.080  GALLEGO RETREPO MARIA EDELMIRA           11200   200   2   Viudo(a)       80   0   20/01/1924   10/04/1987
523  AVA  22.775.135  AHUMADA OSORIO MARIA GENOVEVA            15901   200   2   Viudo(a)       68   0   12/09/1935   01/06/1993
524  AVA  22.784.096  MACIA VDA DE ALANDET MERCEDES REGINA     16262   200   2   Viudo(a)       80   0   08/01/1924   07/01/1982
525  AVA  21.332.187  MU|OZ DE ALARCON AURORA                  16424   200   2   Viudo(a)       75   0   25/10/1928   11/09/1981
526  AVA  22.316.256  MARTINEZ DE ALVAREZ CONCEPCION           26703   200   2   Viudo(a)       70   0   05/05/1934   01/04/1989
527  AVA  22.405.145  HURTADO VDA DE ANDIO ANGELA              36422   200   2   Viudo(a)       82   0   26/09/1921   09/08/1973
528  AVA  22.284.723  CAMPOS VDA DE ANDION HAYDEE              36606   200   2   Viudo(a)       74   0   13/03/1930   25/08/1978
529  AVA  22.288.091  TRUYOL DE ANDRADE BEATRIZ ELENA          37870   200   2   Viudo(a)       82   0   08/11/1921   26/12/1981
530  AVA  20.111.644  ANGULO DE ANGULO ANA ELVIRA              40935   200   2   Viudo(a)       97   0   02/06/1907   16/07/1985
531  AVA  20.005.995  ARBELAEZ SCHIMMER ISABEL DE              47493   200   2   Viudo(a)       47   0   18/02/1957   28/02/1995
532  AVA  22.683.734  ARCON MONTERO CAROLINA DE                51004   200   2   Viudo(a)       69   0   05/01/1935   08/05/1992
533  AVA  20.274.212  ARDILA ARIZA DORA DE                     51903   200   2   Viudo(a)       60   0   01/01/1944   01/08/1994
534  AVA  22.680.401  ARGUELLO CEPEDA VIOLA MARIA DE           56560   200   2   Viudo(a)       76   0   16/01/1928   18/03/1992
535  AVA  22.341.870  SALCEDO DE ARIZA NOLBERTA MERCEDES       60443   200   2   Viudo(a)       69   0   29/09/1934   13/04/1987
536  AVA  25.754.619  PEREZ DE ARIZA DORA MARIA                61084   200   2   Viudo(a)       78   0   04/04/1926   26/09/1989
537  AVA  22.289.725  VILLADIEGO DE ARJONA LEONARDA            62484   200   2   Viudo(a)       74   0   20/01/1930   19/08/1981
538  AVA  22.365.826  BADILLO CORONADO LILIA MERCEDES          72892   200   2   Viudo(a)       59   0   17/11/1944   01/01/1994
539  AVA  20.032.185  BAHAMON DE ROMAN AURA                    73522   200   2   Viudo(a)       79   0   13/08/1924   01/01/2002
540  AVA  20.268.553  BARRERA DE QUIJANO ERNESTINA             82305   200   2   Viudo(a)       74   0   06/08/1929   30/10/1999
541  AVA  22.301.629  BARROS MANCILLA ANTONIA MARIA            89865   200   2   Viudo(a)       83   0   17/01/1921   01/08/1996
542  AVA  20.119.422  PENA DE BARROS DILIA                     90613   200   2   Viudo(a)       75   0   10/09/1928   05/12/1988
543  AVA  20.189.249  BARCENAS DE BARVO MAGDALENA              91140   200   2   Viudo(a)       84   0   20/07/1919   12/03/1991
544  AVA  27.051.176  ORTEGA VDA DE BASTID ANA JUDELIA         91685   200   2   Viudo(a)       81   0   08/11/1922   18/03/1980
545  AVA  33.114.284  BATISTA DE DEL RIO LUCILA ESPERANZA      91976   200   2   Viudo(a)       76   0   30/07/1927   06/09/1996
546  AVA  22.390.033  BAUTISTA VILORIA MEYRA DE                92234   200   2   Viudo(a)       78   0   20/01/1926   22/11/1991
547  AVA  22.312.579  TORRES VDA DE BAYONA FLORINA             94021   200   2   Viudo(a)       78   0   29/06/1926   01/03/1975
548  AVA  21.376.145  BEDOYA VELASQUEZ MARIA ADELA             96961   200   2   Soltero(a)          0   01/02/1944   01/01/2004
549  AVA  22.353.139  BELTRAN PACHECO SIXTA TULIA             102340   200   2   Viudo(a)       75   0   30/01/1929   08/07/1993
550  AVA  20.208.787  BENAVIDES PEDRAZA TERESA DE             103025   200   2   Viudo(a)       73   0   30/08/1930   01/06/1993
551  AVA  22.289.374  BENITEZ FAJARDO ELVIRA ELENA            105114   200   2   Viudo(a)       70   0   11/11/1933   01/08/1997
552  AVA      67.118  BIFFI_SANDRONE DE PEREZ SILVANA         114542   200   2   Viudo(a)       61   0   23/06/1943   16/02/2001
553  AVA  22.372.871  HORMECHEA DE BLANCO LADYS MERCEDES      115776   200   2   Casado(a)      71   0   03/10/1932   28/11/1983
554  AVA  27.924.246  BLANCO DE SANTA BLANCA MARIA            116185   200   2   Viudo(a)       76   0   29/03/1928   01/08/1996
555  AVA  22.258.159  BROCHERO DE BOLANO ANA GRACIELA         121030   200   2   Viudo(a)       76   0   11/03/1928   04/03/1990
556  AVA  20.232.391  BONILLA DE AVELLA ISAURA                123826   200   2   Viudo(a)       87   0   01/08/1916   01/07/2003
557  AVA  22.418.256  CASTRO DE BOOZ CATALICIA                124832   200   2   Casado(a)      78   0   18/03/1926   16/05/1986
558  AVA     118.052  ACHA DE BORRERO INES                    125882   200   2   Viudo(a)       92   0   20/04/1912   26/01/1983
559  AVA  22.362.399  GUTIERREZ DE BORRERO LIDIA              126243   200   2   Viudo(a)       60   0   03/07/1943   18/12/1980
560  AVA  22.682.929  ORTIZ VDA DE BOVEA CARMEN REBECA        127680   200   2   Viudo(a)       87   0   01/05/1917   08/03/1979
561  AVA  22.321.758  ZARATE DE BRIEVA ANA TERESA             131460   200   2   Viudo(a)       66   0   25/03/1938   18/04/1989
562  AVA  22.259.157  BUELVAS DE TAPIAS TERESA DE JESUS       133545   200   2   Viudo(a)       76   0   12/06/1928   01/12/2000
563  AVA  22.296.571  CABALLERO DE ROLON_BOLIVA JUDITH        140291   200   2   Viudo(a)       77   0   15/02/1927   01/12/2000
564  AVA  20.125.104  CALDERON DE BERNAL ANA INES             151561   200   2   Viudo(a)       82   0   21/09/1921   08/04/1997
565  AVA  20.114.778  SIERRA VDA DE CALDER FABIOLA            152342   200   2   Viudo(a)       78   0   28/02/1926   07/01/1979
566  AVA  27.912.885  GARCIA DE CAMACHO MERCEDES              158292   200   2   Viudo(a)       80   0   12/08/1923   28/02/1989
567  AVA  22.396.284  MACHADO DE CANO DILIA ROSA              165491   200   2   Viudo(a)       85   0   03/03/1919   04/12/1990
568  AVA  22.681.464  CANTILLO BARCELO ELVIA ROSA             167101   200   2   Viudo(a)       74   0   21/11/1929   01/10/1998
569  AVA  22.329.559  MONTA|EZ VDA DE CANT MARIA DEL CARMEN   168361   200   2   Viudo(a)       93   0   04/08/1910   29/03/1979
570  AVA  22.752.716  CASTRO DE CAPELA JUDITH                 170052   200   2   Viudo(a)       75   0   27/09/1928   30/12/1984
571  AVA  20.177.391  CARBONELL EUGENIA DE                    171426   200   2   Viudo(a)       80   0   27/09/1923   29/10/1994
572  AVA  22.313.712  CARDENAS RAMIREZ BEATRIZ DE             174042   200   2   Viudo(a)       76   0   02/04/1928   01/01/1991
573  AVA  20.319.754  CABALLERO VDA DE CARO LILIA             178124   200   2   Viudo(a)       68   0   01/05/1936   01/06/1998
574  AVA  22.320.143  LEON DE CARRILLO PILAR                  182221   200   2   Viudo(a)       81   0   05/07/1922   24/10/1989
575  AVA  22.343.614  CABALLERO DE CARRILL ZOBEIDA MARIA      182582   200   2   Viudo(a)       63   0   01/05/1941   13/05/1983
576  AVA  37.809.396  CAMACHO DE CARRIZOSA BLANCA NELLY       184693   200   2   Viudo(a)       53   0   20/10/1950   07/01/1989
577  AVA  22.681.905  CASSERES DE VALEGA CARLINA              188521   200   2   Viudo(a)       71   0   04/11/1932   05/09/1995
578  AVA  22.686.342  CASTILLO DE LA HOZ OLGA                 196711   200   2   Viudo(a)            0   10/08/1918   01/02/2004
579  AVA  22.259.061  SANCHEZ DE CASTRO EPIGMENIA             202005   200   2   Viudo(a)       76   0   10/01/1928   01/06/1979
580  AVA  22.681.342  CASTRO REALES PAULINA DE                204363   200   2   Viudo(a)       90   0   28/04/1914   01/03/1992
581  AVA  22.364.784  CEPEDA CARMEN                           208644   200   2   Viudo(a)       60   0   26/10/1943   24/10/1989
582  AVA  20.117.796  MARTINEZ DE CEPEDA OLGA                 208692   200   2   Viudo(a)       84   0   18/03/1920   06/03/1986
583  AVA  41.317.799  CAPERA DE GUERRERO MARINA               209344   200   2   Viudo(a)       63   0   05/07/1940   01/08/2000
584  AVA  22.773.929  MARTINEZ DE CERA REBECA                 209414   200   2   Viudo(a)       71   0   23/07/1932   28/06/1982
585  AVA  22.257.250  CERA BARRAZA TERESA DE JESUS            209580   200   2   Viudo(a)       73   0   15/10/1930   16/08/1975
586  AVA  22.250.927  BARROS DE CERPA STELLA                  211035   200   2   Viudo(a)       82   0   11/01/1922   19/02/1987
587  AVA  20.224.499  LINARES DE CERQUERA MARIA LUISA         211562   200   2   Viudo(a)       76   0   10/06/1928   17/08/1983
588  AVA  22.279.719  ZAMBRANO DE CERVANTE ISIDORA            212822   200   2   Viudo(a)       76   0   07/01/1928   29/08/1972
589  AVA  22.256.793  CONEO DE GARCIA BENICIA                 223510   200   2   Viudo(a)       92   0   23/08/1911   01/04/2001
590  AVA  22.683.976  CONRADO RIOS ELVIA                      224615   200   2   Viudo(a)       71   0   10/04/1933   13/06/1999

506 AVA     77.322 TATIS NORIEGA RAFAEL TIBERIO           JUBILACION VUELO TOTAL EMPRESA 4.750.884 524.035.552 236.509.104 1.199.001
507 AVA 17.174.110 TELLEZ FONNEGRA LUIS GUILLERMO         JUBILACION VUELO TOTAL EMPRESA 2.583.423 474.354.944 118.852.464 1.172.234
508 AVA     54.106 TENORIO ECHEVERRI FRANCISCO            JUBILACION VUELO TOTAL EMPRESA 4.805.614 509.508.160 237.101.696 1.906.474
509 AVA     77.343 TOPAGA MARTA ROBERTO                   JUBILACION VUELO TOTAL EMPRESA   540.343  30.545.090  19.890.248 1.525.970
510 AVA 19.126.839 TOUKHMANIAN JACQUES NICHAN             JUBILACION VUELO TOTAL EMPRESA 2.944.292 491.393.312 143.851.024 1.516.279
511 AVA     26.887 ULLOA ANTILLON MARIA EUGENIA           JUBILACION VUELO TOTAL EMPRESA 1.695.122 172.534.560  82.753.200 1.277.270
512 AVA  6.092.267 UPEGUI ENCISO DIDIER ENRIQUE           JUBILACION VUELO TOTAL EMPRESA 2.733.858 456.272.512 133.569.720 1.407.907
513 AVA  3.265.129 VALBUENA GARZON CARLOS EDUARDO         JUBILACION VUELO TOTAL EMPRESA 3.865.508 561.720.256 196.051.328 1.624.017
514 AVA    141.670 VALDES LABARCA ELIZABETH               JUBILACION VUELO TOTAL EMPRESA 2.183.831 426.058.464  45.113.036   899.073
515 AVA     77.450 VARGAS VILLANUEVA VICENTE GIL          JUBILACION VUELO TOTAL EMPRESA 3.138.819 293.335.296 149.155.744 2.460.852
516 AVA 17.174.329 VILLAMIZAR BLANCO GONZALO ALBERTO      JUBILACION VUELO TOTAL EMPRESA 3.311.547 594.421.568 155.031.408 1.552.540
517 AVA  2.925.301 VILLEGAS ARANZAZU RAFAEL               JUBILACION VUELO TOTAL EMPRESA 2.951.148 441.701.408 149.086.016 1.706.019
518 AVA      8.966 ZAPATA RODRIGUEZ PEDRO NOLASCO         JUBILACION VUELO TOTAL EMPRESA   703.329  71.586.920  34.335.420 1.250.806
519 AVA    113.641 DUQUE ECHEVERRY HECTOR DE JESUS        BENEFICIARIA TIERRA EMPRESA      332.000  28.345.716           -         -
520 AVA 20.104.822 MOLINA VDA DE ACOSTA JOSEFINA          BENEFICIARIA TIERRA EMPRESA      369.965  27.416.074           -         -
521 AVA 28.519.195 AFANADOR PEREZ MARINA DE               BENEFICIARIA TIERRA EMPRESA      537.281  62.450.516           -         -
522 AVA 21.341.080 GALLEGO RETREPO MARIA EDELMIRA         BENEFICIARIA TIERRA EMPRESA      369.965  33.345.450           -         -
523 AVA 22.775.135 AHUMADA OSORIO MARIA GENOVEVA          BENEFICIARIA TIERRA EMPRESA      452.292  64.654.808           -         -
524 AVA 22.784.096 MACIA VDA DE ALANDET MERCEDES REGINA   BENEFICIARIA TIERRA EMPRESA      460.815  41.533.884           -         -
525 AVA 21.332.187 MU|OZ DE ALARCON AURORA                BENEFICIARIA TIERRA EMPRESA      412.260  46.047.576           -         -
526 AVA 22.316.256 MARTINEZ DE ALVAREZ CONCEPCION         BENEFICIARIA TIERRA EMPRESA      369.965  49.595.764           -         -
527 AVA 22.405.145 HURTADO VDA DE ANDIO ANGELA            BENEFICIARIA TIERRA EMPRESA      412.644  33.816.044           -         -
528 AVA 22.284.723 CAMPOS VDA DE ANDION HAYDEE            BENEFICIARIA TIERRA EMPRESA      394.378  45.840.280           -         -
529 AVA 22.288.091 TRUYOL DE ANDRADE BEATRIZ ELENA        BENEFICIARIA TIERRA EMPRESA      741.847  60.794.128           -         -
530 AVA 20.111.644 ANGULO DE ANGULO ANA ELVIRA            BENEFICIARIA TIERRA EMPRESA      369.965  12.564.494           -         -
531 AVA 20.005.995 ARBELAEZ SCHIMMER ISABEL DE            BENEFICIARIA TIERRA EMPRESA      568.220 128.804.328           -         -
532 AVA 22.683.734 ARCON MONTERO CAROLINA DE              BENEFICIARIA TIERRA EMPRESA      277.469  38.428.608           -         -
533 AVA 20.274.212 ARDILA ARIZA DORA DE                   BENEFICIARIA TIERRA EMPRESA      391.016  69.853.560           -         -
534 AVA 22.680.401 ARGUELLO CEPEDA VIOLA MARIA DE         BENEFICIARIA TIERRA EMPRESA      363.088  38.953.572   6.923.260 1.217.356
535 AVA 22.341.870 SALCEDO DE ARIZA NOLBERTA MERCEDES     BENEFICIARIA TIERRA EMPRESA      568.105  78.680.808           -         -
536 AVA 25.754.619 PEREZ DE ARIZA DORA MARIA              BENEFICIARIA TIERRA EMPRESA      369.961  36.476.196           -         -
537 AVA 22.289.725 VILLADIEGO DE ARJONA LEONARDA          BENEFICIARIA TIERRA EMPRESA      480.641  55.867.000           -         -
538 AVA 22.365.826 BADILLO CORONADO LILIA MERCEDES        BENEFICIARIA TIERRA EMPRESA      670.747 122.677.840           -         -
539 AVA 20.032.185 BAHAMON DE ROMAN AURA                  BENEFICIARIA TIERRA EMPRESA      875.313  82.569.592           -         -
540 AVA 20.268.553 BARRERA DE QUIJANO ERNESTINA           BENEFICIARIA TIERRA EMPRESA      590.083  68.587.928           -         -
541 AVA 22.301.629 BARROS MANCILLA ANTONIA MARIA          BENEFICIARIA TIERRA EMPRESA      602.839  47.010.276           -         -
542 AVA 20.119.422 PENA DE BARROS DILIA                   BENEFICIARIA TIERRA EMPRESA      451.179  50.394.656           -         -
543 AVA 20.189.249 BARCENAS DE BARVO MAGDALENA            BENEFICIARIA TIERRA EMPRESA    1.706.769 126.479.280           -         -
544 AVA 27.051.176 ORTEGA VDA DE BASTID ANA JUDELIA       BENEFICIARIA TIERRA EMPRESA      444.182  38.200.180           -         -
545 AVA 33.114.284 BATISTA DE DEL RIO LUCILA ESPERANZA    BENEFICIARIA TIERRA EMPRESA      369.218  39.611.220           -         -
546 AVA 22.390.033 BAUTISTA VILORIA MEYRA DE              BENEFICIARIA TIERRA EMPRESA    1.640.274 161.722.336           -         -
547 AVA 22.312.579 TORRES VDA DE BAYONA FLORINA           BENEFICIARIA TIERRA EMPRESA      369.965  36.476.592           -         -
548 AVA 21.376.145 BEDOYA VELASQUEZ MARIA ADELA           BENEFICIARIA TIERRA EMPRESA
549 AVA 22.353.139 BELTRAN PACHECO SIXTA TULIA            BENEFICIARIA TIERRA EMPRESA      534.491  59.700.228           -         -
550 AVA 20.208.787 BENAVIDES PEDRAZA TERESA DE            BENEFICIARIA TIERRA EMPRESA      793.682  95.817.768           -         -
551 AVA 22.289.374 BENITEZ FAJARDO ELVIRA ELENA           BENEFICIARIA TIERRA EMPRESA      363.088  48.673.868   7.736.219 1.054.575
552 AVA     67.118 BIFFI_SANDRONE DE PEREZ SILVANA        BENEFICIARIA TIERRA EMPRESA    1.481.552 258.233.600           -         -
553 AVA 22.372.871 HORMECHEA DE BLANCO LADYS MERCEDES     BENEFICIARIA TIERRA EMPRESA      369.965  47.954.784           -         -
554 AVA 27.924.246 BLANCO DE SANTA BLANCA MARIA           BENEFICIARIA TIERRA EMPRESA      459.088  49.252.844           -         -
555 AVA 22.258.159 BROCHERO DE BOLANO ANA GRACIELA        BENEFICIARIA TIERRA EMPRESA      369.965  39.691.360           -         -
556 AVA 20.232.391 BONILLA DE AVELLA ISAURA               BENEFICIARIA TIERRA EMPRESA      583.854  36.828.088           -         -
557 AVA 22.418.256 CASTRO DE BOOZ CATALICIA               BENEFICIARIA TIERRA EMPRESA      739.931  72.953.272           -         -
558 AVA    118.052 ACHA DE BORRERO INES                   BENEFICIARIA TIERRA EMPRESA      449.322  21.098.234           -         -
559 AVA 22.362.399 GUTIERREZ DE BORRERO LIDIA             BENEFICIARIA TIERRA EMPRESA      429.634  76.752.512           -         -
560 AVA 22.682.929 ORTIZ VDA DE BOVEA CARMEN REBECA       BENEFICIARIA TIERRA EMPRESA      369.965  23.336.494           -         -
561 AVA 22.321.758 ZARATE DE BRIEVA ANA TERESA            BENEFICIARIA TIERRA EMPRESA      786.955 119.531.576           -         -
562 AVA 22.259.157 BUELVAS DE TAPIAS TERESA DE JESUS      BENEFICIARIA TIERRA EMPRESA      426.802  45.789.072           -         -
563 AVA 22.296.571 CABALLERO DE ROLON_BOLIVA JUDITH       BENEFICIARIA TIERRA EMPRESA      835.372  85.972.696           -         -
564 AVA 20.125.104 CALDERON DE BERNAL ANA INES            BENEFICIARIA TIERRA EMPRESA      363.088  29.754.946           -         -
565 AVA 20.114.778 SIERRA VDA DE CALDER FABIOLA           BENEFICIARIA TIERRA EMPRESA      502.872  49.580.520           -         -
566 AVA 27.912.885 GARCIA DE CAMACHO MERCEDES             BENEFICIARIA TIERRA EMPRESA      332.000  29.923.614           -         -
567 AVA 22.396.284 MACHADO DE CANO DILIA ROSA             BENEFICIARIA TIERRA EMPRESA      500.500  35.198.188           -         -
568 AVA 22.681.464 CANTILLO BARCELO ELVIA ROSA            BENEFICIARIA TIERRA EMPRESA      363.088  42.203.304           -         -
569 AVA 22.329.559 MONTA|EZ VDA DE CANT MARIA DEL CARMEN  BENEFICIARIA TIERRA EMPRESA      460.274  20.298.062           -         -
570 AVA 22.752.716 CASTRO DE CAPELA JUDITH                BENEFICIARIA TIERRA EMPRESA      746.432  83.373.080           -         -
571 AVA 20.177.391 CARBONELL EUGENIA DE                   BENEFICIARIA TIERRA EMPRESA    1.742.671 157.069.312           -         -
572 AVA 22.313.712 CARDENAS RAMIREZ BEATRIZ DE            BENEFICIARIA TIERRA EMPRESA      450.225  48.301.988           -         -
573 AVA 20.319.754 CABALLERO VDA DE CARO LILIA            BENEFICIARIA TIERRA EMPRESA      596.841  85.317.984           -         -
574 AVA 22.320.143 LEON DE CARRILLO PILAR                 BENEFICIARIA TIERRA EMPRESA      924.574  79.514.464           -         -
575 AVA 22.343.614 CABALLERO DE CARRILL ZOBEIDA MARIA     BENEFICIARIA TIERRA EMPRESA      492.931  81.530.712           -         -
576 AVA 37.809.396 CAMACHO DE CARRIZOSA BLANCA NELLY      BENEFICIARIA TIERRA EMPRESA    2.093.044 432.219.648           -         -
577 AVA 22.681.905 CASSERES DE VALEGA CARLINA             BENEFICIARIA TIERRA EMPRESA      637.250  82.600.208           -         -
578 AVA 22.686.342 CASTILLO DE LA HOZ OLGA                BENEFICIARIA TIERRA EMPRESA
579 AVA 22.259.061 SANCHEZ DE CASTRO EPIGMENIA            BENEFICIARIA TIERRA EMPRESA      480.597  51.560.420           -         -
580 AVA 22.681.342 CASTRO REALES PAULINA DE               BENEFICIARIA TIERRA EMPRESA      514.675  27.300.888           -         -
581 AVA 22.364.784 CEPEDA CARMEN                          BENEFICIARIA TIERRA EMPRESA      924.574 165.171.696           -         -
582 AVA 20.117.796 MARTINEZ DE CEPEDA OLGA                BENEFICIARIA TIERRA EMPRESA    2.462.182 182.458.784           -         -
583 AVA 41.317.799 CAPERA DE GUERRERO MARINA              BENEFICIARIA TIERRA EMPRESA      349.120  57.744.396           -         -
584 AVA 22.773.929 MARTINEZ DE CERA REBECA                BENEFICIARIA TIERRA EMPRESA      369.965  47.954.784           -         -
585 AVA 22.257.250 CERA BARRAZA TERESA DE JESUS           BENEFICIARIA TIERRA EMPRESA      636.302  76.817.968           -         -
586 AVA 22.250.927 BARROS DE CERPA STELLA                 BENEFICIARIA TIERRA EMPRESA      465.706  38.164.456           -         -
587 AVA 20.224.499 LINARES DE CERQUERA MARIA LUISA        BENEFICIARIA TIERRA EMPRESA      716.485  76.867.448           -         -
588 AVA 22.279.719 ZAMBRANO DE CERVANTE ISIDORA           BENEFICIARIA TIERRA EMPRESA      405.170  43.468.300           -         -
589 AVA 22.256.793 CONEO DE GARCIA BENICIA                BENEFICIARIA TIERRA EMPRESA      472.074  22.166.568           -         -
590 AVA 22.683.976 CONRADO RIOS ELVIA                     BENEFICIARIA TIERRA EMPRESA      363.088  47.063.388           -         -

506  AVA      77.322  TATIS NORIEGA RAFAEL TIBERIO            761.743.657   -    -    -    -   524.035.552
507  AVA  17.174.110  TELLEZ FONNEGRA LUIS GUILLERMO          594.379.642   -    -    -    -   474.354.944
508  AVA      54.106  TENORIO ECHEVERRI FRANCISCO             748.516.330   -    -    -    -   509.508.160
509  AVA      77.343  TOPAGA MARTA ROBERTO                     51.961.308   -    -    -    -    30.545.090
510  AVA  19.126.839  TOUKHMANIAN JACQUES NICHAN              636.760.615   -    -    -    -   491.393.312
511  AVA      26.887  ULLOA ANTILLON MARIA EUGENIA            256.565.030   -    -    -    -   172.534.560
512  AVA   6.092.267  UPEGUI ENCISO DIDIER ENRIQUE            591.250.139   -    -    -    -   456.272.512
513  AVA   3.265.129  VALBUENA GARZON CARLOS EDUARDO          759.395.601   -    -    -    -   561.720.256
514  AVA     141.670  VALDES LABARCA ELIZABETH                472.070.573   -    -    -    -   426.058.464
515  AVA      77.450  VARGAS VILLANUEVA VICENTE GIL           444.951.892   -    -    -    -   293.335.296
516  AVA  17.174.329  VILLAMIZAR BLANCO GONZALO ALBERTO       751.005.516   -    -    -    -   594.421.568
517  AVA   2.925.301  VILLEGAS ARANZAZU RAFAEL                592.493.443   -    -    -    -   441.701.408
518  AVA       8.966  ZAPATA RODRIGUEZ PEDRO NOLASCO          107.173.146   -    -    -    -    71.586.920
519  AVA     113.641  DUQUE ECHEVERRY HECTOR DE JESUS          28.345.716   -    -    -    -    28.345.716
520  AVA  20.104.822  MOLINA VDA DE ACOSTA JOSEFINA            27.416.074   -    -    -    -    27.416.074
521  AVA  28.519.195  AFANADOR PEREZ MARINA DE                 62.450.516   -    -    -    -    62.450.516
522  AVA  21.341.080  GALLEGO RETREPO MARIA EDELMIRA           33.345.450   -    -    -    -    33.345.450
523  AVA  22.775.135  AHUMADA OSORIO MARIA GENOVEVA            64.654.808   -    -    -    -    64.654.808
524  AVA  22.784.096  MACIA VDA DE ALANDET MERCEDES REGINA     41.533.884   -    -    -    -    41.533.884
525  AVA  21.332.187  MU|OZ DE ALARCON AURORA                  46.047.576   -    -    -    -    46.047.576
526  AVA  22.316.256  MARTINEZ DE ALVAREZ CONCEPCION           49.595.764   -    -    -    -    49.595.764
527  AVA  22.405.145  HURTADO VDA DE ANDIO ANGELA              33.816.044   -    -    -    -    33.816.044
528  AVA  22.284.723  CAMPOS VDA DE ANDION HAYDEE              45.840.280   -    -    -    -    45.840.280
529  AVA  22.288.091  TRUYOL DE ANDRADE BEATRIZ ELENA          60.794.128   -    -    -    -    60.794.128
530  AVA  20.111.644  ANGULO DE ANGULO ANA ELVIRA              12.564.494   -    -    -    -    12.564.494
531  AVA  20.005.995  ARBELAEZ SCHIMMER ISABEL DE             128.804.328   -    -    -    -   128.804.328
532  AVA  22.683.734  ARCON MONTERO CAROLINA DE                38.428.608   -    -    -    -    38.428.608
533  AVA  20.274.212  ARDILA ARIZA DORA DE                     69.853.560   -    -    -    -    69.853.560
534  AVA  22.680.401  ARGUELLO CEPEDA VIOLA MARIA DE           47.094.188   -    -    -    -    38.953.572
535  AVA  22.341.870  SALCEDO DE ARIZA NOLBERTA MERCEDES       78.680.808   -    -    -    -    78.680.808
536  AVA  25.754.619  PEREZ DE ARIZA DORA MARIA                36.476.196   -    -    -    -    36.476.196
537  AVA  22.289.725  VILLADIEGO DE ARJONA LEONARDA            55.867.000   -    -    -    -    55.867.000
538  AVA  22.365.826  BADILLO CORONADO LILIA MERCEDES         122.677.840   -    -    -    -   122.677.840
539  AVA  20.032.185  BAHAMON DE ROMAN AURA                    82.569.592   -    -    -    -    82.569.592
540  AVA  20.268.553  BARRERA DE QUIJANO ERNESTINA             68.587.928   -    -    -    -    68.587.928
541  AVA  22.301.629  BARROS MANCILLA ANTONIA MARIA            47.010.276   -    -    -    -    47.010.276
542  AVA  20.119.422  PENA DE BARROS DILIA                     50.394.656   -    -    -    -    50.394.656
543  AVA  20.189.249  BARCENAS DE BARVO MAGDALENA             126.479.280   -    -    -    -   126.479.280
544  AVA  27.051.176  ORTEGA VDA DE BASTID ANA JUDELIA         38.200.180   -    -    -    -    38.200.180
545  AVA  33.114.284  BATISTA DE DEL RIO LUCILA ESPERANZA      39.611.220   -    -    -    -    39.611.220
546  AVA  22.390.033  BAUTISTA VILORIA MEYRA DE               161.722.336   -    -    -    -   161.722.336
547  AVA  22.312.579  TORRES VDA DE BAYONA FLORINA             36.476.592   -    -    -    -    36.476.592
548  AVA  21.376.145  BEDOYA VELASQUEZ MARIA ADELA
549  AVA  22.353.139  BELTRAN PACHECO SIXTA TULIA              59.700.228   -    -    -    -    59.700.228
550  AVA  20.208.787  BENAVIDES PEDRAZA TERESA DE              95.817.768   -    -    -    -    95.817.768
551  AVA  22.289.374  BENITEZ FAJARDO ELVIRA ELENA             57.464.662   -    -    -    -    48.673.868
552  AVA      67.118  BIFFI_SANDRONE DE PEREZ SILVANA         258.233.600   -    -    -    -   258.233.600
553  AVA  22.372.871  HORMECHEA DE BLANCO LADYS MERCEDES       47.954.784   -    -    -    -    47.954.784
554  AVA  27.924.246  BLANCO DE SANTA BLANCA MARIA             49.252.844   -    -    -    -    49.252.844
555  AVA  22.258.159  BROCHERO DE BOLANO ANA GRACIELA          39.691.360   -    -    -    -    39.691.360
556  AVA  20.232.391  BONILLA DE AVELLA ISAURA                 36.828.088   -    -    -    -    36.828.088
557  AVA  22.418.256  CASTRO DE BOOZ CATALICIA                 72.953.272   -    -    -    -    72.953.272
558  AVA     118.052  ACHA DE BORRERO INES                     21.098.234   -    -    -    -    21.098.234
559  AVA  22.362.399  GUTIERREZ DE BORRERO LIDIA               76.752.512   -    -    -    -    76.752.512
560  AVA  22.682.929  ORTIZ VDA DE BOVEA CARMEN REBECA         23.336.494   -    -    -    -    23.336.494
561  AVA  22.321.758  ZARATE DE BRIEVA ANA TERESA             119.531.576   -    -    -    -   119.531.576
562  AVA  22.259.157  BUELVAS DE TAPIAS TERESA DE JESUS        45.789.072   -    -    -    -    45.789.072
563  AVA  22.296.571  CABALLERO DE ROLON_BOLIVA JUDITH         85.972.696   -    -    -    -    85.972.696
564  AVA  20.125.104  CALDERON DE BERNAL ANA INES              29.754.946   -    -    -    -    29.754.946
565  AVA  20.114.778  SIERRA VDA DE CALDER FABIOLA             49.580.520   -    -    -    -    49.580.520
566  AVA  27.912.885  GARCIA DE CAMACHO MERCEDES               29.923.614   -    -    -    -    29.923.614
567  AVA  22.396.284  MACHADO DE CANO DILIA ROSA               35.198.188   -    -    -    -    35.198.188
568  AVA  22.681.464  CANTILLO BARCELO ELVIA ROSA              42.203.304   -    -    -    -    42.203.304
569  AVA  22.329.559  MONTA|EZ VDA DE CANT MARIA DEL CARMEN    20.298.062   -    -    -    -    20.298.062
570  AVA  22.752.716  CASTRO DE CAPELA JUDITH                  83.373.080   -    -    -    -    83.373.080
571  AVA  20.177.391  CARBONELL EUGENIA DE                    157.069.312   -    -    -    -   157.069.312
572  AVA  22.313.712  CARDENAS RAMIREZ BEATRIZ DE              48.301.988   -    -    -    -    48.301.988
573  AVA  20.319.754  CABALLERO VDA DE CARO LILIA              85.317.984   -    -    -    -    85.317.984
574  AVA  22.320.143  LEON DE CARRILLO PILAR                   79.514.464   -    -    -    -    79.514.464
575  AVA  22.343.614  CABALLERO DE CARRILL ZOBEIDA MARIA       81.530.712   -    -    -    -    81.530.712
576  AVA  37.809.396  CAMACHO DE CARRIZOSA BLANCA NELLY       432.219.648   -    -    -    -   432.219.648
577  AVA  22.681.905  CASSERES DE VALEGA CARLINA               82.600.208   -    -    -    -    82.600.208
578  AVA  22.686.342  CASTILLO DE LA HOZ OLGA
579  AVA  22.259.061  SANCHEZ DE CASTRO EPIGMENIA              51.560.420   -    -    -    -    51.560.420
580  AVA  22.681.342  CASTRO REALES PAULINA DE                 27.300.888   -    -    -    -    27.300.888
581  AVA  22.364.784  CEPEDA CARMEN                           165.171.696   -    -    -    -   165.171.696
582  AVA  20.117.796  MARTINEZ DE CEPEDA OLGA                 182.458.784   -    -    -    -   182.458.784
583  AVA  41.317.799  CAPERA DE GUERRERO MARINA                57.744.396   -    -    -    -    57.744.396
584  AVA  22.773.929  MARTINEZ DE CERA REBECA                  47.954.784   -    -    -    -    47.954.784
585  AVA  22.257.250  CERA BARRAZA TERESA DE JESUS             76.817.968   -    -    -    -    76.817.968
586  AVA  22.250.927  BARROS DE CERPA STELLA                   38.164.456   -    -    -    -    38.164.456
587  AVA  20.224.499  LINARES DE CERQUERA MARIA LUISA          76.867.448   -    -    -    -    76.867.448
588  AVA  22.279.719  ZAMBRANO DE CERVANTE ISIDORA             43.468.300   -    -    -    -    43.468.300
589  AVA  22.256.793  CONEO DE GARCIA BENICIA                  22.166.568   -    -    -    -    22.166.568
590  AVA  22.683.976  CONRADO RIOS ELVIA                       47.063.388   -    -    -    -    47.063.388

506  AVA      77.322  TATIS NORIEGA RAFAEL TIBERIO            236.509.104  1.199.001  761.743.657  5.059.216  780.927.611
507  AVA  17.174.110  TELLEZ FONNEGRA LUIS GUILLERMO          118.852.464  1.172.234  594.379.642  2.751.087  616.516.425
508  AVA      54.106  TENORIO ECHEVERRI FRANCISCO             237.101.696  1.906.474  748.516.330  5.117.498  766.704.213
509  AVA      77.343  TOPAGA MARTA ROBERTO                     19.890.248  1.525.970   51.961.308    575.411   52.595.309
510  AVA  19.126.839  TOUKHMANIAN JACQUES NICHAN              143.851.024  1.516.279  636.760.615  3.135.377  659.010.837
511  AVA      26.887  ULLOA ANTILLON MARIA EUGENIA             82.753.200  1.277.270  256.565.030  1.805.135  262.578.241
512  AVA   6.092.267  UPEGUI ENCISO DIDIER ENRIQUE            133.569.720  1.407.907  591.250.139  2.911.285  611.909.946
513  AVA   3.265.129  VALBUENA GARZON CARLOS EDUARDO          196.051.328  1.624.017  759.395.601  4.116.380  783.427.541
514  AVA     141.670  VALDES LABARCA ELIZABETH                 45.113.036    899.073  472.070.573  2.325.562  488.561.039
515  AVA      77.450  VARGAS VILLANUEVA VICENTE GIL           149.155.744  2.460.852  444.951.892  3.342.528  454.442.298
516  AVA  17.174.329  VILLAMIZAR BLANCO GONZALO ALBERTO       155.031.408  1.552.540  751.005.516  3.526.466  778.565.854
517  AVA   2.925.301  VILLEGAS ARANZAZU RAFAEL                149.086.016  1.706.019  592.493.443  3.142.678  611.572.667
518  AVA       8.966  ZAPATA RODRIGUEZ PEDRO NOLASCO           34.335.420  1.250.806  107.173.146    748.975  109.727.849
519  AVA     113.641  DUQUE ECHEVERRY HECTOR DE JESUS                   -          -   28.345.716    358.000   29.045.013
520  AVA  20.104.822  MOLINA VDA DE ACOSTA JOSEFINA                     -          -   27.416.074    393.976   27.633.881
521  AVA  28.519.195  AFANADOR PEREZ MARINA DE                          -          -   62.450.516    572.151   63.542.120
522  AVA  21.341.080  GALLEGO RETREPO MARIA EDELMIRA                    -          -   33.345.450    393.976   33.747.894
523  AVA  22.775.135  AHUMADA OSORIO MARIA GENOVEVA                     -          -   64.654.808    481.646   66.193.031
524  AVA  22.784.096  MACIA VDA DE ALANDET MERCEDES REGINA              -          -   41.533.884    490.722   42.035.132
525  AVA  21.332.187  MU|OZ DE ALARCON AURORA                           -          -   46.047.576    439.016   46.836.087
526  AVA  22.316.256  MARTINEZ DE ALVAREZ CONCEPCION                    -          -   49.595.764    393.976   50.698.839
527  AVA  22.405.145  HURTADO VDA DE ANDIO ANGELA                       -          -   33.816.044    439.425   34.153.998
528  AVA  22.284.723  CAMPOS VDA DE ANDION HAYDEE                       -          -   45.840.280    419.973   46.641.491
529  AVA  22.288.091  TRUYOL DE ANDRADE BEATRIZ ELENA                   -          -   60.794.128    789.993   61.401.646
530  AVA  20.111.644  ANGULO DE ANGULO ANA ELVIRA                       -          -   12.564.494    393.976   12.527.934
531  AVA  20.005.995  ARBELAEZ SCHIMMER ISABEL DE                       -          -  128.804.328    605.098  133.663.032
532  AVA  22.683.734  ARCON MONTERO CAROLINA DE                         -          -   38.428.608    295.477   39.314.519
533  AVA  20.274.212  ARDILA ARIZA DORA DE                              -          -   69.853.560    416.393   71.895.570
534  AVA  22.680.401  ARGUELLO CEPEDA VIOLA MARIA DE            6.923.260  1.217.356   47.094.188    930.649   48.016.625
535  AVA  22.341.870  SALCEDO DE ARIZA NOLBERTA MERCEDES                -          -   78.680.808    604.975   80.494.594
536  AVA  25.754.619  PEREZ DE ARIZA DORA MARIA                         -          -   36.476.196    393.972   36.991.734
537  AVA  22.289.725  VILLADIEGO DE ARJONA LEONARDA                     -          -   55.867.000    511.835   56.843.529
538  AVA  22.365.826  BADILLO CORONADO LILIA MERCEDES                   -          -  122.677.840    714.279  126.370.874
539  AVA  20.032.185  BAHAMON DE ROMAN AURA                             -          -   82.569.592    932.121   83.651.710
540  AVA  20.268.553  BARRERA DE QUIJANO ERNESTINA                      -          -   68.587.928    628.379   69.786.706
541  AVA  22.301.629  BARROS MANCILLA ANTONIA MARIA                     -          -   47.010.276    641.963   47.431.443
542  AVA  20.119.422  PENA DE BARROS DILIA                              -          -   50.394.656    480.461   51.257.617
543  AVA  20.189.249  BARCENAS DE BARVO MAGDALENA                       -          -  126.479.280  1.817.538  127.483.980
544  AVA  27.051.176  ORTEGA VDA DE BASTID ANA JUDELIA                  -          -   38.200.180    473.009   38.621.926
545  AVA  33.114.284  BATISTA DE DEL RIO LUCILA ESPERANZA               -          -   39.611.220    393.180   40.250.690
546  AVA  22.390.033  BAUTISTA VILORIA MEYRA DE                         -          -  161.722.336  1.746.728  164.007.832
547  AVA  22.312.579  TORRES VDA DE BAYONA FLORINA                      -          -   36.476.592    393.976   36.992.105
548  AVA  21.376.145  BEDOYA VELASQUEZ MARIA ADELA                                                   358.000   61.813.271
549  AVA  22.353.139  BELTRAN PACHECO SIXTA TULIA                       -          -   59.700.228    569.180   60.722.538
550  AVA  20.208.787  BENAVIDES PEDRAZA TERESA DE                       -          -   95.817.768    845.192   97.633.894
551  AVA  22.289.374  BENITEZ FAJARDO ELVIRA ELENA              7.736.219  1.054.575   57.464.662  1.055.464   58.913.167
552  AVA      67.118  BIFFI_SANDRONE DE PEREZ SILVANA                   -          -  258.233.600  1.577.705  265.567.500
553  AVA  22.372.871  HORMECHEA DE BLANCO LADYS MERCEDES                -          -   47.954.784    393.976   48.977.120
554  AVA  27.924.246  BLANCO DE SANTA BLANCA MARIA                      -          -   49.252.844    488.883   50.048.010
555  AVA  22.258.159  BROCHERO DE BOLANO ANA GRACIELA                   -          -   39.691.360    393.976   40.332.176
556  AVA  20.232.391  BONILLA DE AVELLA ISAURA                          -          -   36.828.088    621.746   37.006.197
557  AVA  22.418.256  CASTRO DE BOOZ CATALICIA                          -          -   72.953.272    787.953   73.984.304
558  AVA     118.052  ACHA DE BORRERO INES                              -          -   21.098.234    478.483   21.100.212
559  AVA  22.362.399  GUTIERREZ DE BORRERO LIDIA                        -          -   76.752.512    457.517   78.996.150
560  AVA  22.682.929  ORTIZ VDA DE BOVEA CARMEN REBECA                  -          -   23.336.494    393.976   23.449.373
561  AVA  22.321.758  ZARATE DE BRIEVA ANA TERESA                       -          -  119.531.576    838.028  122.534.750
562  AVA  22.259.157  BUELVAS DE TAPIAS TERESA DE JESUS                 -          -   45.789.072    454.502   46.528.353
563  AVA  22.296.571  CABALLERO DE ROLON_BOLIVA JUDITH                  -          -   85.972.696    889.588   87.273.964
564  AVA  20.125.104  CALDERON DE BERNAL ANA INES                       -          -   29.754.946    386.652   30.052.253
565  AVA  20.114.778  SIERRA VDA DE CALDER FABIOLA                      -          -   49.580.520    535.508   50.281.154
566  AVA  27.912.885  GARCIA DE CAMACHO MERCEDES                        -          -   29.923.614    358.000   30.666.199
567  AVA  22.396.284  MACHADO DE CANO DILIA ROSA                        -          -   35.198.188    532.983   35.441.260
568  AVA  22.681.464  CANTILLO BARCELO ELVIA ROSA                       -          -   42.203.304    386.652   42.940.917
569  AVA  22.329.559  MONTA|EZ VDA DE CANT MARIA DEL CARMEN             -          -   20.298.062    490.146   20.282.818
570  AVA  22.752.716  CASTRO DE CAPELA JUDITH                           -          -   83.373.080    794.875   84.800.634
571  AVA  20.177.391  CARBONELL EUGENIA DE                              -          -  157.069.312  1.855.770  158.964.832
572  AVA  22.313.712  CARDENAS RAMIREZ BEATRIZ DE                       -          -   48.301.988    479.445   49.081.823
573  AVA  20.319.754  CABALLERO VDA DE CARO LILIA                       -          -   85.317.984    635.576   87.347.764
574  AVA  22.320.143  LEON DE CARRILLO PILAR                            -          -   79.514.464    984.579   80.392.412
575  AVA  22.343.614  CABALLERO DE CARRILL ZOBEIDA MARIA                -          -   81.530.712    524.922   83.725.308
576  AVA  37.809.396  CAMACHO DE CARRIZOSA BLANCA NELLY                 -          -  432.219.648  2.228.883  447.045.568
577  AVA  22.681.905  CASSERES DE VALEGA CARLINA                        -          -   82.600.208    678.608   84.361.144
578  AVA  22.686.342  CASTILLO DE LA HOZ OLGA                                                        613.530   40.797.314
579  AVA  22.259.061  SANCHEZ DE CASTRO EPIGMENIA                       -          -   51.560.420    511.788   52.392.847
580  AVA  22.681.342  CASTRO REALES PAULINA DE                          -          -   27.300.888    548.077   27.352.826
581  AVA  22.364.784  CEPEDA CARMEN                                     -          -  165.171.696    984.579  170.000.128
582  AVA  20.117.796  MARTINEZ DE CEPEDA OLGA                           -          -  182.458.784  2.621.978  183.908.216
583  AVA  41.317.799  CAPERA DE GUERRERO MARINA                         -          -   57.744.396    371.778   59.298.769
584  AVA  22.773.929  MARTINEZ DE CERA REBECA                           -          -   47.954.784    393.976   48.977.120
585  AVA  22.257.250  CERA BARRAZA TERESA DE JESUS                      -          -   76.817.968    677.598   78.273.958
586  AVA  22.250.927  BARROS DE CERPA STELLA                            -          -   38.164.456    495.930   38.545.805
587  AVA  20.224.499  LINARES DE CERQUERA MARIA LUISA                   -          -   76.867.448    762.985   78.108.428
588  AVA  22.279.719  ZAMBRANO DE CERVANTE ISIDORA                      -          -   43.468.300    431.466   44.170.111
589  AVA  22.256.793  CONEO DE GARCIA BENICIA                           -          -   22.166.568    502.712   22.168.665
590  AVA  22.683.976  CONRADO RIOS ELVIA                                -          -   47.063.388    386.652   48.066.635

591  AVA  23.169.301  MERCADO DE CONTRERAS ALCIRA INES        227021   200   2   Viudo(a)       70   0   28/12/1933   18/03/1994
592  AVA  27.242.341  CORRAL DE MISNAZA BLANCA LUZ            232131   200   2   Viudo(a)       82   0   25/04/1922   05/02/1996
593  AVA  22.299.535  CORREA ATENCIO NARCISA DEL CARMEN       232573   200   2   Viudo(a)       68   0   01/05/1936   25/04/1972
594  AVA  22.261.944  CORREA DE VISBAL MARIA IRENE            233715   200   2   Viudo(a)       88   0   09/02/1916   01/01/1998
595  AVA  22.269.183  VENGOECHEA DE CORREA JOSEFINA           236040   200   2   Viudo(a)       84   0   26/07/1919   17/07/1987
596  AVA  22.255.989  CARBONEL DE CORREA OFELIA               236224   200   2   Viudo(a)       81   0   01/12/1922   24/07/1983
597  AVA  20.037.225  MONCAYO DE CORREDOR BETTY               237182   200   2   Viudo(a)       90   0   23/01/1914   06/12/1987
598  AVA  22.318.182  PAREJO VDA DE CORTES CECILIA            238593   200   2   Casado(a)      81   0   19/08/1922   21/12/1970
599  AVA  20.328.029  CRUZ DE PERTUZ MERCEDES                 244871   200   2   Viudo(a)       63   0   11/03/1941   01/10/2000
600  AVA  20.081.420  BARRETO DE CRUZ SILVIA                  246481   200   2   Viudo(a)       82   0   11/10/1921   16/05/1977
601  AVA  21.291.671  CUARTAS DE CUARTAS LIA                  247925   200   2   Viudo(a)       74   0   11/08/1929   06/03/1975
602  AVA  29.033.729  VILLAMARIN DE CUELLA MARIA NURY         249900   200   2   Viudo(a)       70   0   16/06/1934   07/03/1991
603  AVA  20.156.946  CUERVO DE CASTILLO YOLANDA              251650   200   2   Viudo(a)       75   0   06/03/1929   01/07/2002
604  AVA  22.309.662  CHAVES DE ORTIZ FRANCISCA               260606   200   2   Viudo(a)       74   0   29/01/1930   01/01/2000
605  AVA  22.313.745  DAZA DE MENDOZA CARMEN CLARA            265521   200   2   Viudo(a)       67   0   25/07/1936   01/11/2002
606  AVA  22.684.715  CARRILLO DE DE ALBA ANAIS MARIA         267050   200   2   Viudo(a)       70   0   31/08/1933   03/03/1986
607  AVA  22.771.950  DE AVILA DE RODRIGUEZ ELSA LUCIA        268295   200   2   Viudo(a)       78   0   25/12/1925   01/10/1996
608  AVA  22.276.360  CARBONELL DE DE LA E AMELIA             270966   200   2   Viudo(a)       79   0   16/06/1925   09/05/1980
609  AVA  22.254.744  BOVEA VDA DE LA HOZ FANNY ESTHER        271983   200   2   Viudo(a)       68   0   27/03/1936   22/02/1979
610  AVA  22.251.725  DE LA PENA TRUJILLO STELLA              276065   200   2   Viudo(a)       72   0   21/10/1931   01/10/1994
611  AVA  22.280.796  DE DE LA ROSA MARGARITA                 276570   200   2   Viudo(a)       80   0   23/11/1923   15/06/1981
612  AVA  20.100.120  DE LA VEGA DE PRETELT CARMEN            278810   200   2   Viudo(a)       85   0   09/01/1919   01/06/2003
613  AVA  22.287.697  DEL VECCHIO DIRUGGIE YOLANDA            285854   200   2   Viudo(a)       73   0   17/08/1930   25/01/1992
614  AVA  22.288.320  DELGADO RUEDA OLIMPIA                   288595   200   2   Viudo(a)       79   0   04/03/1925   01/08/1993
615  AVA  22.263.993  ANGULO DE DIAZ GRANA OLGA               293241   200   2   Viudo(a)       80   0   13/06/1924   27/03/1987
616  AVA  22.689.289  ROJAS VDA DE DONADO PETRONA             301055   200   2   Viudo(a)       93   0   01/01/1911   25/08/1975
617  AVA  20.168.569  ESCOLAR ROJAS ANA ELISA DE              319756   200   2   Viudo(a)       71   0   26/07/1932   22/02/1993
618  AVA  22.315.602  ESPARRAGOZA DE CUSTODE HERMINIA CATALINA322626   200   2   Viudo(a)            0   30/04/1939   01/02/2004
619  AVA  29.371.145  ESQUIVEL DE CALLE ALICIA                326141   200   2   Viudo(a)       81   0   19/08/1922   01/05/2003
620  AVA  22.453.390  FABREGAS BOVEA SARA VIRGINIA DE         328403   200   2   Viudo(a)       79   0   02/02/1925   03/02/1992
621  AVA  29.100.999  BERNAL DE FAJARDO ANA GILMA             329276   200   2   Viudo(a)       73   0   15/06/1931   14/07/1982
622  AVA  28.004.157  PACHECO DE FERNANDEZ DOLORES            334202   200   2   Viudo(a)       88   0   01/03/1916   19/08/1975
623  AVA  20.539.925  FERRER DE MOYANO BLANCA ALICIA          336324   200   2   Viudo(a)       85   0   05/09/1918   01/04/2000
624  AVA  22.254.653  FERRO DE BONELL ROSA                    336781   200   2   Viudo(a)       81   0   30/09/1922   06/09/1996
625  AVA  22.275.966  LOPEZ DE FLOREZ MARIANA                 343210   200   2   Viudo(a)       87   0   30/11/1916   01/01/1993
626  AVA  22.255.274  FLOREZ ROBLES RUFINA DE                 343722   200   2   Viudo(a)       83   0   29/07/1920   31/08/1994
627  AVA  22.305.197  PATI|O DE FLOREZ TULIA                  343895   200   2   Viudo(a)       70   0   13/05/1934   01/03/1985
628  AVA  22.277.897  FORERO DE MARTINEZ MARIA MAGDALENA      349075   200   2   Viudo(a)       86   0   02/02/1918   01/11/1998
629  AVA  22.253.363  RODRIGUEZ DE FRUTO TEODORA              355762   200   2   Viudo(a)       83   0   09/11/1920   03/12/1981
630  AVA  20.026.832  MOLINA DE GACHARNA EVELIA               358326   200   2   Viudo(a)       80   0   25/12/1923   03/11/1980
631  AVA  20.193.903  GAITAN VDA DE GALIND GLORIA             362596   200   2   Viudo(a)       64   0   06/03/1940   21/03/1975
632  AVA  20.198.172  AGUILAR DE GALOFRE FRANCIA ELENA        365971   200   2   Viudo(a)       78   0   02/02/1926   21/10/1983
633  AVA  21.285.561  ARANGO DE GARCIA RAQUEL DE JESUS        372466   200   2   Viudo(a)       76   0   07/07/1927   14/12/1985
634  AVA  22.261.757  GARCIA DE MARTINEZ GLORIA HELENA        373085   200   2   Viudo(a)       77   0   07/01/1927   01/08/1998
635  AVA  26.713.688  JUVINAO DE GARCIA ROSA ESTHER           377215   200   2   Viudo(a)       69   0   30/01/1935   26/08/1987
636  AVA  22.274.422  VASQUEZ DE GARCIA GENNY LEONORA         381813   200   2   Viudo(a)       76   0   09/06/1928   23/01/1989
637  AVA  20.407.016  GARIBELLO MELO EUSEBIA DE               382970   200   2   Viudo(a)       86   0   18/10/1917   01/07/1994
638  AVA  32.403.182  RAMIREZ VDA DE GIL NORMA                389620   200   2   Viudo(a)       87   0   10/12/1916   11/02/1974
639  AVA  20.542.112  GIRALDO DE CUENCA MARIA LILY            391241   200   2   Viudo(a)       63   0   05/11/1940   01/03/2003
640  AVA  22.278.162  MONTERO DE GLEM ELMY                    393190   200   2   Viudo(a)       81   0   05/03/1923   28/02/1991
641  AVA  22.682.151  GOMEZ DE SIERRA RITA                    396266   200   2   Viudo(a)       66   0   18/01/1938   30/03/1999
642  AVA  22.325.636  GOMEZ OBESO RUTH MARIA                  403745   200   2   Viudo(a)       76   0   12/11/1927   15/08/1993
643  AVA  20.235.958  GONZALEZ ROMAN CLARA INES DE            408494   200   2   Viudo(a)       78   0   15/08/1925   19/01/1995
644  AVA  22.256.439  TORRES DE GONZALEZ ELPYDIA              411854   200   2   Viudo(a)       78   0   09/02/1926   11/01/1982
645  AVA  20.203.310  ACOSTA DE GRACIA ROSA MARIA             419425   200   2   Viudo(a)       84   0   25/05/1920   14/04/1989
646  AVA  27.553.117  COTES DE GUARIN JUDITH ELENA            423931   200   2   Viudo(a)       73   0   10/12/1930   04/05/1981
647  AVA  29.043.420  GUERRERO NARANJO LUCY DE                427534   200   2   Viudo(a)       74   0   04/04/1930   04/03/1994
648  AVA  26.690.291  GUTIERREZ GONZALEZ ROSA MARIA           432670   200   2   Viudo(a)       67   0   03/12/1936   01/02/1992
649  AVA  20.307.625  GUZMAN DE CASTRILLON OLGA CECILIA       438476   200   2   Viudo(a)       80   0   27/07/1923   01/05/2003
650  AVA  20.166.163  RIVEROS DE HAUZER AURORA                442326   200   2   Viudo(a)       65   0   30/03/1939   10/01/1979
651  AVA  22.313.526  PARDO VDA DE HELD YADIRA ZOILA          443516   200   2   Viudo(a)       88   0   03/06/1916   03/04/1980
652  AVA  20.536.525  HERNANDEZ DE YEPES MARIA DEL CARMEN     449186   200   2   Viudo(a)       47   0   16/07/1956   01/07/1998
653  AVA  20.541.681  VILLAMIZAR DE HDEZ ANGELA               449481   200   2   Viudo(a)       74   0   01/11/1929   08/09/1985
654  AVA  22.329.135  ESCORCIA DE HERNANDE FRANCIA ELENA      453014   200   2   Viudo(a)       79   0   17/01/1925   05/09/1980
655  AVA  22.252.085  HERNANDEZ REALES REGINA                 453596   200   2   Viudo(a)       68   0   06/01/1936   01/11/1995
656  AVA  22.290.004  JINETE DE HERRERA EMILIA                458474   200   2   Viudo(a)       83   0   01/01/1921   17/07/1976
657  AVA  22.305.316  HERRERA SUAREZ CAROLINA                 459830   200   2   Viudo(a)       63   0   04/08/1940   29/10/1987
658  AVA  22.331.814  HONG DE HONG ROSALBA                    462195   200   2   Viudo(a)       68   0   27/06/1936   21/01/2001
659  AVA  22.347.402  PACHECO VDA DE HOY CAROLINA             462556   200   2   Viudo(a)       86   0   01/06/1918   13/08/1976
660  AVA  29.073.245  UNAS VDA DE HUERTAS MATILDE             464251   200   2   Viudo(a)       80   0   24/08/1923   05/03/1977
661  AVA  20.188.407  JARAMILLO DE ADLER GLORIA MATILDE       471914   200   2   Viudo(a)       64   0   22/07/1939   01/02/2002
662  AVA  22.682.833  FABREGAS DE JIMENEZ AMIRA MERCEDES      479566   200   2   Viudo(a)       87   0   31/10/1916   26/03/1979
663  AVA  22.309.254  GONZALEZ DE JIMENEZ ROSA CECILIA        483291   200   2   Viudo(a)       77   0   30/08/1926   28/11/1988
664  AVA  33.117.491  LAMBIS BERTHA E                         490615   200   2   Viudo(a)       73   0   02/12/1930   15/01/1979
665  AVA  22.267.116  LAMUS DIAZ HORTENCIA DE                 490770   200   2   Viudo(a)       77   0   09/03/1927   07/03/1991
666  AVA  22.359.365  RAMOS DE LARA MARIA DEL SOCORRO         491960   200   2   Viudo(a)       73   0   01/01/1931   15/05/1988
667  AVA  28.833.781  LEON MESA MARIA CONCEPCION              500301   200   2   Viudo(a)       63   0   07/12/1940   30/01/1997
668  AVA      78.867  LEVERMANN DE MANJARR BIRGIT             501712   200   2   Viudo(a)       58   0   26/11/1945   01/11/1996
669  AVA  22.283.071  MERCADO DE LOPEZ MARIA DE LOS ANGELES   509305   200   2   Viudo(a)       79   0   07/05/1925   06/08/1984
670  AVA  22.681.153  LOPEZ DE BARROSO ELVIRA ISABEL          510716   200   2   Viudo(a)       82   0   10/03/1922   11/10/2000
671  AVA  20.055.147  LOTERO DE LOPEZ OFELIA                  514091   200   2   Viudo(a)       76   0   24/02/1928   05/11/1983
672  AVA   2.905.418  PALACIOS DE LOZANO CARMEN ROSA          521894   200   2   Viudo(a)       50   0   15/11/1953   01/09/1989
673  AVA  20.243.293  ALZATE DE LUGO HEROINA                  522406   200   2   Viudo(a)       70   0   04/04/1934   01/03/1991
674  AVA  22.374.345  MADURO CORONADO CIRA ELENA DE           527155   200   2   Viudo(a)       87   0   03/09/1916   24/10/1993
675  AVA  22.276.728  MAESTRE CANTILLO DIGNA MARIA            527273   200   2   Viudo(a)       82   0   18/01/1922   01/08/1998

591 AVA 23.169.301 MERCADO DE CONTRERAS ALCIRA INES         BENEFICIARIA TIERRA EMPRESA   531.509     71.251.592   -    -
592 AVA 27.242.341 CORRAL DE MISNAZA BLANCA LUZ             BENEFICIARIA TIERRA EMPRESA   397.343     32.562.132   -    -
593 AVA 22.299.535 CORREA ATENCIO NARCISA DEL CARMEN        BENEFICIARIA TIERRA EMPRESA   369.965     52.886.224   -    -
594 AVA 22.261.944 CORREA DE VISBAL MARIA IRENE             BENEFICIARIA TIERRA EMPRESA   642.269     38.289.452   -    -
595 AVA 22.269.183 VENGOECHEA DE CORREA JOSEFINA            BENEFICIARIA TIERRA EMPRESA   554.988     41.127.112   -    -
596 AVA 22.255.989 CARBONEL DE CORREA OFELIA                BENEFICIARIA TIERRA EMPRESA   833.217     71.657.648   -    -
597 AVA 20.037.225 MONCAYO DE CORREDOR BETTY                BENEFICIARIA TIERRA EMPRESA   369.965     19.624.758   -    -
598 AVA 22.318.182 PAREJO VDA DE CORTES CECILIA             BENEFICIARIA TIERRA EMPRESA   503.060     43.263.756   -    -
599 AVA 20.328.029 CRUZ DE PERTUZ MERCEDES                  BENEFICIARIA TIERRA EMPRESA   363.088     60.054.700   -    -
600 AVA 20.081.420 BARRETO DE CRUZ SILVIA                   BENEFICIARIA TIERRA EMPRESA   477.756     39.151.952   -    -
601 AVA 21.291.671 CUARTAS DE CUARTAS LIA                   BENEFICIARIA TIERRA EMPRESA   391.016     45.449.500   -    -
602 AVA 29.033.729 VILLAMARIN DE CUELLA MARIA NURY          BENEFICIARIA TIERRA EMPRESA   499.269     66.929.652   -    -
603 AVA 20.156.946 CUERVO DE CASTILLO YOLANDA               BENEFICIARIA TIERRA EMPRESA   467.268     52.191.724   -    -
604 AVA 22.309.662 CHAVES DE ORTIZ FRANCISCA                BENEFICIARIA TIERRA EMPRESA   363.088     42.203.304   -    -
605 AVA 22.313.745 DAZA DE MENDOZA CARMEN CLARA             BENEFICIARIA TIERRA EMPRESA   418.904     61.752.400   -    -
606 AVA 22.684.715 CARRILLO DE DE ALBA ANAIS MARIA          BENEFICIARIA TIERRA EMPRESA   388.489     52.079.008   -    -
607 AVA 22.771.950 DE AVILA DE RODRIGUEZ ELSA LUCIA         BENEFICIARIA TIERRA EMPRESA   462.686     45.618.392   -    -
608 AVA 22.276.360 CARBONELL DE DE LA E AMELIA              BENEFICIARIA TIERRA EMPRESA   509.672     48.078.128   -    -
609 AVA 22.254.744 BOVEA VDA DE LA HOZ FANNY ESTHER         BENEFICIARIA TIERRA EMPRESA   391.016     55.895.452   -    -
610 AVA 22.251.725 DE LA PENA TRUJILLO STELLA               BENEFICIARIA TIERRA EMPRESA   874.716    109.498.104   -    -
611 AVA 22.280.796 DE DE LA ROSA MARGARITA                  BENEFICIARIA TIERRA EMPRESA   369.965     33.345.450   -    -
612 AVA 20.100.120 DE LA VEGA DE PRETELT CARMEN             BENEFICIARIA TIERRA EMPRESA 1.675.037    117.798.736   -    -
613 AVA 22.287.697 DEL VECCHIO DIRUGGIE YOLANDA             BENEFICIARIA TIERRA EMPRESA   471.592     56.933.248   -    -
614 AVA 22.288.320 DELGADO RUEDA OLIMPIA                    BENEFICIARIA TIERRA EMPRESA   719.134     67.836.992   -    -
615 AVA 22.263.993 ANGULO DE DIAZ GRANA OLGA                BENEFICIARIA TIERRA EMPRESA   421.104     37.954.680   -    -
616 AVA 22.689.289 ROJAS VDA DE DONADO PETRONA              BENEFICIARIA TIERRA EMPRESA   332.000     14.641.185   -    -
617 AVA 20.168.569 ESCOLAR ROJAS ANA ELISA DE               BENEFICIARIA TIERRA EMPRESA   369.958     47.953.876   -    -
618 AVA 22.315.602 ESPARRAGOZA DE CUSTODE HERMINIA CATALINA BENEFICIARIA TIERRA EMPRESA
619 AVA 29.371.145 ESQUIVEL DE CALLE ALICIA                 BENEFICIARIA TIERRA EMPRESA 1.577.410    135.659.136   -    -
620 AVA 22.453.390 FABREGAS BOVEA SARA VIRGINIA DE          BENEFICIARIA TIERRA EMPRESA   478.231     45.112.252   -    -
621 AVA 29.100.999 BERNAL DE FAJARDO ANA GILMA              BENEFICIARIA TIERRA EMPRESA   481.824     58.168.512   -    -
622 AVA 28.004.157 PACHECO DE FERNANDEZ DOLORES             BENEFICIARIA TIERRA EMPRESA   369.965     22.055.804   -    -
623 AVA 20.539.925 FERRER DE MOYANO BLANCA ALICIA           BENEFICIARIA TIERRA EMPRESA   845.573     59.465.804   -    -
624 AVA 22.254.653 FERRO DE BONELL ROSA                     BENEFICIARIA TIERRA EMPRESA   427.918     36.801.456   -    -
625 AVA 22.275.966 LOPEZ DE FLOREZ MARIANA                  BENEFICIARIA TIERRA EMPRESA   523.074     32.994.236   -    -
626 AVA 22.255.274 FLOREZ ROBLES RUFINA DE                  BENEFICIARIA TIERRA EMPRESA   409.505     31.933.804   -    -
627 AVA 22.305.197 PATI|O DE FLOREZ TULIA                   BENEFICIARIA TIERRA EMPRESA   523.105     70.124.992   -    -
628 AVA 22.277.897 FORERO DE MARTINEZ MARIA MAGDALENA       BENEFICIARIA TIERRA EMPRESA   363.088     24.199.362   -    -
629 AVA 22.253.363 RODRIGUEZ DE FRUTO TEODORA               BENEFICIARIA TIERRA EMPRESA   369.965     28.850.418   -    -
630 AVA 20.026.832 MOLINA DE GACHARNA EVELIA                BENEFICIARIA TIERRA EMPRESA   381.836     34.415.400   -    -
631 AVA 20.193.903 GAITAN VDA DE GALIND GLORIA              BENEFICIARIA TIERRA EMPRESA   655.749    105.507.328   -    -
632 AVA 20.198.172 AGUILAR DE GALOFRE FRANCIA ELENA         BENEFICIARIA TIERRA EMPRESA   522.471     51.512.872   -    -
633 AVA 21.285.561 ARANGO DE GARCIA RAQUEL DE JESUS         BENEFICIARIA TIERRA EMPRESA   408.063     43.778.676   -    -
634 AVA 22.261.757 GARCIA DE MARTINEZ GLORIA HELENA         BENEFICIARIA TIERRA EMPRESA   696.304     71.660.448   -    -
635 AVA 26.713.688 JUVINAO DE GARCIA ROSA ESTHER            BENEFICIARIA TIERRA EMPRESA   804.656    111.442.392   -    -
636 AVA 22.274.422 VASQUEZ DE GARCIA GENNY LEONORA          BENEFICIARIA TIERRA EMPRESA   332.000     35.618.320   -    -
637 AVA 20.407.016 GARIBELLO MELO EUSEBIA DE                BENEFICIARIA TIERRA EMPRESA   391.016     26.060.728   -    -
638 AVA 32.403.182 RAMIREZ VDA DE GIL NORMA                 BENEFICIARIA TIERRA EMPRESA   667.036     42.075.008   -    -
639 AVA 20.542.112 GIRALDO DE CUENCA MARIA LILY             BENEFICIARIA TIERRA EMPRESA 1.347.742    222.916.320   -    -
640 AVA 22.278.162 MONTERO DE GLEM ELMY                     BENEFICIARIA TIERRA EMPRESA   453.631     39.012.804   -    -
641 AVA 22.682.151 GOMEZ DE SIERRA RITA                     BENEFICIARIA TIERRA EMPRESA   505.123     76.723.760   -    -
642 AVA 22.325.636 GOMEZ OBESO RUTH MARIA                   BENEFICIARIA TIERRA EMPRESA   732.761     78.613.608   -    -
643 AVA 20.235.958 GONZALEZ ROMAN CLARA INES DE             BENEFICIARIA TIERRA EMPRESA   391.016     38.552.104   -    -
644 AVA 22.256.439 TORRES DE GONZALEZ ELPYDIA               BENEFICIARIA TIERRA EMPRESA   733.893     72.357.968   -    -
645 AVA 20.203.310 ACOSTA DE GRACIA ROSA MARIA              BENEFICIARIA TIERRA EMPRESA   369.965     27.416.074   -    -
646 AVA 27.553.117 COTES DE GUARIN JUDITH ELENA             BENEFICIARIA TIERRA EMPRESA   445.636     53.799.696   -    -
647 AVA 29.043.420 GUERRERO NARANJO LUCY DE                 BENEFICIARIA TIERRA EMPRESA   407.834     47.404.328   -    -
648 AVA 26.690.291 GUTIERREZ GONZALEZ ROSA MARIA            BENEFICIARIA TIERRA EMPRESA   369.961     54.537.504   -    -
649 AVA 20.307.625 GUZMAN DE CASTRILLON OLGA CECILIA        BENEFICIARIA TIERRA EMPRESA 1.160.163    104.567.072   -    -
650 AVA 20.166.163 RIVEROS DE HAUZER AURORA                 BENEFICIARIA TIERRA EMPRESA   381.963     59.733.144   -    -
651 AVA 22.313.526 PARDO VDA DE HELD YADIRA ZOILA           BENEFICIARIA TIERRA EMPRESA   589.834     35.163.492   -    -
652 AVA 20.536.525 HERNANDEZ DE YEPES MARIA DEL CARMEN      BENEFICIARIA TIERRA EMPRESA   428.846     97.210.968   -    -
653 AVA 20.541.681 VILLAMIZAR DE HDEZ ANGELA                BENEFICIARIA TIERRA EMPRESA   649.842     75.533.976   -    -
654 AVA 22.329.135 ESCORCIA DE HERNANDE FRANCIA ELENA       BENEFICIARIA TIERRA EMPRESA   468.621     44.205.724   -    -
655 AVA 22.252.085 HERNANDEZ REALES REGINA                  BENEFICIARIA TIERRA EMPRESA   757.022    108.215.736   -    -
656 AVA 22.290.004 JINETE DE HERRERA EMILIA                 BENEFICIARIA TIERRA EMPRESA   332.000     25.889.850   -    -
657 AVA 22.305.316 HERRERA SUAREZ CAROLINA                  BENEFICIARIA TIERRA EMPRESA   678.867    112.284.496   -    -
658 AVA 22.331.814 HONG DE HONG ROSALBA                     BENEFICIARIA TIERRA EMPRESA   363.088     51.903.164   -    -
659 AVA 22.347.402 PACHECO VDA DE HOY CAROLINA              BENEFICIARIA TIERRA EMPRESA   369.965     24.657.706   -    -
660 AVA 29.073.245 UNAS VDA DE HUERTAS MATILDE              BENEFICIARIA TIERRA EMPRESA   436.928     39.380.920   -    -
661 AVA 20.188.407 JARAMILLO DE ADLER GLORIA MATILDE        BENEFICIARIA TIERRA EMPRESA   467.341     75.193.248   -    -
662 AVA 22.682.833 FABREGAS DE JIMENEZ AMIRA MERCEDES       BENEFICIARIA TIERRA EMPRESA   424.755     26.792.514   -    -
663 AVA 22.309.254 GONZALEZ DE JIMENEZ ROSA CECILIA         BENEFICIARIA TIERRA EMPRESA   438.644     45.143.248   -    -
664 AVA 33.117.491 LAMBIS BERTHA E                          BENEFICIARIA TIERRA EMPRESA   384.263     46.390.400   -    -
665 AVA 22.267.116 LAMUS DIAZ HORTENCIA DE                  BENEFICIARIA TIERRA EMPRESA 1.093.825    112.571.504   -    -
666 AVA 22.359.365 RAMOS DE LARA MARIA DEL SOCORRO          BENEFICIARIA TIERRA EMPRESA   954.128    115.187.720   -    -
667 AVA 28.833.781 LEON MESA MARIA CONCEPCION               BENEFICIARIA TIERRA EMPRESA   408.671     67.594.120   -    -
668 AVA     78.867 LEVERMANN DE MANJARR BIRGIT              BENEFICIARIA TIERRA EMPRESA 2.920.935    546.380.416   -    -
669 AVA 22.283.071 MERCADO DE LOPEZ MARIA DE LOS ANGELES    BENEFICIARIA TIERRA EMPRESA   643.766     60.727.416   -    -
670 AVA 22.681.153 LOPEZ DE BARROSO ELVIRA ISABEL           BENEFICIARIA TIERRA EMPRESA   368.889     30.230.336   -    -
671 AVA 20.055.147 LOTERO DE LOPEZ OFELIA                   BENEFICIARIA TIERRA EMPRESA   857.501     91.996.224   -    -
672 AVA  2.905.418 PALACIOS DE LOZANO CARMEN ROSA           BENEFICIARIA TIERRA EMPRESA   469.250    101.854.880   -    -
673 AVA 20.243.293 ALZATE DE LUGO HEROINA                   BENEFICIARIA TIERRA EMPRESA 1.089.852    146.100.432   -    -
674 AVA 22.374.345 MADURO CORONADO CIRA ELENA DE            BENEFICIARIA TIERRA EMPRESA   509.965     32.167.352   -    -
675 AVA 22.276.728 MAESTRE CANTILLO DIGNA MARIA             BENEFICIARIA TIERRA EMPRESA   497.311     40.754.480   -    -

591  AVA  23.169.301  MERCADO DE CONTRERAS ALCIRA INES            71.251.592   -    -    -    -    71.251.592
592  AVA  27.242.341  CORRAL DE MISNAZA BLANCA LUZ                32.562.132   -    -    -    -    32.562.132
593  AVA  22.299.535  CORREA ATENCIO NARCISA DEL CARMEN           52.886.224   -    -    -    -    52.886.224
594  AVA  22.261.944  CORREA DE VISBAL MARIA IRENE                38.289.452   -    -    -    -    38.289.452
595  AVA  22.269.183  VENGOECHEA DE CORREA JOSEFINA               41.127.112   -    -    -    -    41.127.112
596  AVA  22.255.989  CARBONEL DE CORREA OFELIA                   71.657.648   -    -    -    -    71.657.648
597  AVA  20.037.225  MONCAYO DE CORREDOR BETTY                   19.624.758   -    -    -    -    19.624.758
598  AVA  22.318.182  PAREJO VDA DE CORTES CECILIA                43.263.756   -    -    -    -    43.263.756
599  AVA  20.328.029  CRUZ DE PERTUZ MERCEDES                     60.054.700   -    -    -    -    60.054.700
600  AVA  20.081.420  BARRETO DE CRUZ SILVIA                      39.151.952   -    -    -    -    39.151.952
601  AVA  21.291.671  CUARTAS DE CUARTAS LIA                      45.449.500   -    -    -    -    45.449.500
602  AVA  29.033.729  VILLAMARIN DE CUELLA MARIA NURY             66.929.652   -    -    -    -    66.929.652
603  AVA  20.156.946  CUERVO DE CASTILLO YOLANDA                  52.191.724   -    -    -    -    52.191.724
604  AVA  22.309.662  CHAVES DE ORTIZ FRANCISCA                   42.203.304   -    -    -    -    42.203.304
605  AVA  22.313.745  DAZA DE MENDOZA CARMEN CLARA                61.752.400   -    -    -    -    61.752.400
606  AVA  22.684.715  CARRILLO DE DE ALBA ANAIS MARIA             52.079.008   -    -    -    -    52.079.008
607  AVA  22.771.950  DE AVILA DE RODRIGUEZ ELSA LUCIA            45.618.392   -    -    -    -    45.618.392
608  AVA  22.276.360  CARBONELL DE DE LA E AMELIA                 48.078.128   -    -    -    -    48.078.128
609  AVA  22.254.744  BOVEA VDA DE LA HOZ FANNY ESTHER            55.895.452   -    -    -    -    55.895.452
610  AVA  22.251.725  DE LA PENA TRUJILLO STELLA                 109.498.104   -    -    -    -   109.498.104
611  AVA  22.280.796  DE DE LA ROSA MARGARITA                     33.345.450   -    -    -    -    33.345.450
612  AVA  20.100.120  DE LA VEGA DE PRETELT CARMEN               117.798.736   -    -    -    -   117.798.736
613  AVA  22.287.697  DEL VECCHIO DIRUGGIE YOLANDA                56.933.248   -    -    -    -    56.933.248
614  AVA  22.288.320  DELGADO RUEDA OLIMPIA                       67.836.992   -    -    -    -    67.836.992
615  AVA  22.263.993  ANGULO DE DIAZ GRANA OLGA                   37.954.680   -    -    -    -    37.954.680
616  AVA  22.689.289  ROJAS VDA DE DONADO PETRONA                 14.641.185   -    -    -    -    14.641.185
617  AVA  20.168.569  ESCOLAR ROJAS ANA ELISA DE                  47.953.876   -    -    -    -    47.953.876
618  AVA  22.315.602  ESPARRAGOZA DE CUSTODE HERMINIA CATALINA
619  AVA  29.371.145  ESQUIVEL DE CALLE ALICIA                   135.659.136   -    -    -    -   135.659.136
620  AVA  22.453.390  FABREGAS BOVEA SARA VIRGINIA DE             45.112.252   -    -    -    -    45.112.252
621  AVA  29.100.999  BERNAL DE FAJARDO ANA GILMA                 58.168.512   -    -    -    -    58.168.512
622  AVA  28.004.157  PACHECO DE FERNANDEZ DOLORES                22.055.804   -    -    -    -    22.055.804
623  AVA  20.539.925  FERRER DE MOYANO BLANCA ALICIA              59.465.804   -    -    -    -    59.465.804
624  AVA  22.254.653  FERRO DE BONELL ROSA                        36.801.456   -    -    -    -    36.801.456
625  AVA  22.275.966  LOPEZ DE FLOREZ MARIANA                     32.994.236   -    -    -    -    32.994.236
626  AVA  22.255.274  FLOREZ ROBLES RUFINA DE                     31.933.804   -    -    -    -    31.933.804
627  AVA  22.305.197  PATI|O DE FLOREZ TULIA                      70.124.992   -    -    -    -    70.124.992
628  AVA  22.277.897  FORERO DE MARTINEZ MARIA MAGDALENA          24.199.362   -    -    -    -    24.199.362
629  AVA  22.253.363  RODRIGUEZ DE FRUTO TEODORA                  28.850.418   -    -    -    -    28.850.418
630  AVA  20.026.832  MOLINA DE GACHARNA EVELIA                   34.415.400   -    -    -    -    34.415.400
631  AVA  20.193.903  GAITAN VDA DE GALIND GLORIA                105.507.328   -    -    -    -   105.507.328
632  AVA  20.198.172  AGUILAR DE GALOFRE FRANCIA ELENA            51.512.872   -    -    -    -    51.512.872
633  AVA  21.285.561  ARANGO DE GARCIA RAQUEL DE JESUS            43.778.676   -    -    -    -    43.778.676
634  AVA  22.261.757  GARCIA DE MARTINEZ GLORIA HELENA            71.660.448   -    -    -    -    71.660.448
635  AVA  26.713.688  JUVINAO DE GARCIA ROSA ESTHER              111.442.392   -    -    -    -   111.442.392
636  AVA  22.274.422  VASQUEZ DE GARCIA GENNY LEONORA             35.618.320   -    -    -    -    35.618.320
637  AVA  20.407.016  GARIBELLO MELO EUSEBIA DE                   26.060.728   -    -    -    -    26.060.728
638  AVA  32.403.182  RAMIREZ VDA DE GIL NORMA                    42.075.008   -    -    -    -    42.075.008
639  AVA  20.542.112  GIRALDO DE CUENCA MARIA LILY               222.916.320   -    -    -    -   222.916.320
640  AVA  22.278.162  MONTERO DE GLEM ELMY                        39.012.804   -    -    -    -    39.012.804
641  AVA  22.682.151  GOMEZ DE SIERRA RITA                        76.723.760   -    -    -    -    76.723.760
642  AVA  22.325.636  GOMEZ OBESO RUTH MARIA                      78.613.608   -    -    -    -    78.613.608
643  AVA  20.235.958  GONZALEZ ROMAN CLARA INES DE                38.552.104   -    -    -    -    38.552.104
644  AVA  22.256.439  TORRES DE GONZALEZ ELPYDIA                  72.357.968   -    -    -    -    72.357.968
645  AVA  20.203.310  ACOSTA DE GRACIA ROSA MARIA                 27.416.074   -    -    -    -    27.416.074
646  AVA  27.553.117  COTES DE GUARIN JUDITH ELENA                53.799.696   -    -    -    -    53.799.696
647  AVA  29.043.420  GUERRERO NARANJO LUCY DE                    47.404.328   -    -    -    -    47.404.328
648  AVA  26.690.291  GUTIERREZ GONZALEZ ROSA MARIA               54.537.504   -    -    -    -    54.537.504
649  AVA  20.307.625  GUZMAN DE CASTRILLON OLGA CECILIA          104.567.072   -    -    -    -   104.567.072
650  AVA  20.166.163  RIVEROS DE HAUZER AURORA                    59.733.144   -    -    -    -    59.733.144
651  AVA  22.313.526  PARDO VDA DE HELD YADIRA ZOILA              35.163.492   -    -    -    -    35.163.492
652  AVA  20.536.525  HERNANDEZ DE YEPES MARIA DEL CARMEN         97.210.968   -    -    -    -    97.210.968
653  AVA  20.541.681  VILLAMIZAR DE HDEZ ANGELA                   75.533.976   -    -    -    -    75.533.976
654  AVA  22.329.135  ESCORCIA DE HERNANDE FRANCIA ELENA          44.205.724   -    -    -    -    44.205.724
655  AVA  22.252.085  HERNANDEZ REALES REGINA                    108.215.736   -    -    -    -   108.215.736
656  AVA  22.290.004  JINETE DE HERRERA EMILIA                    25.889.850   -    -    -    -    25.889.850
657  AVA  22.305.316  HERRERA SUAREZ CAROLINA                    112.284.496   -    -    -    -   112.284.496
658  AVA  22.331.814  HONG DE HONG ROSALBA                        51.903.164   -    -    -    -    51.903.164
659  AVA  22.347.402  PACHECO VDA DE HOY CAROLINA                 24.657.706   -    -    -    -    24.657.706
660  AVA  29.073.245  UNAS VDA DE HUERTAS MATILDE                 39.380.920   -    -    -    -    39.380.920
661  AVA  20.188.407  JARAMILLO DE ADLER GLORIA MATILDE           75.193.248   -    -    -    -    75.193.248
662  AVA  22.682.833  FABREGAS DE JIMENEZ AMIRA MERCEDES          26.792.514   -    -    -    -    26.792.514
663  AVA  22.309.254  GONZALEZ DE JIMENEZ ROSA CECILIA            45.143.248   -    -    -    -    45.143.248
664  AVA  33.117.491  LAMBIS BERTHA E                             46.390.400   -    -    -    -    46.390.400
665  AVA  22.267.116  LAMUS DIAZ HORTENCIA DE                    112.571.504   -    -    -    -   112.571.504
666  AVA  22.359.365  RAMOS DE LARA MARIA DEL SOCORRO            115.187.720   -    -    -    -   115.187.720
667  AVA  28.833.781  LEON MESA MARIA CONCEPCION                  67.594.120   -    -    -    -    67.594.120
668  AVA      78.867  LEVERMANN DE MANJARR BIRGIT                546.380.416   -    -    -    -   546.380.416
669  AVA  22.283.071  MERCADO DE LOPEZ MARIA DE LOS ANGELES       60.727.416   -    -    -    -    60.727.416
670  AVA  22.681.153  LOPEZ DE BARROSO ELVIRA ISABEL              30.230.336   -    -    -    -    30.230.336
671  AVA  20.055.147  LOTERO DE LOPEZ OFELIA                      91.996.224   -    -    -    -    91.996.224
672  AVA   2.905.418  PALACIOS DE LOZANO CARMEN ROSA             101.854.880   -    -    -    -   101.854.880
673  AVA  20.243.293  ALZATE DE LUGO HEROINA                     146.100.432   -    -    -    -   146.100.432
674  AVA  22.374.345  MADURO CORONADO CIRA ELENA DE               32.167.352   -    -    -    -    32.167.352
675  AVA  22.276.728  MAESTRE CANTILLO DIGNA MARIA                40.754.480   -    -    -    -    40.754.480

591  AVA  23.169.301  MERCADO DE CONTRERAS ALCIRA INES                  -          -   71.251.592    566.004   72.836.274
592  AVA  27.242.341  CORRAL DE MISNAZA BLANCA LUZ                      -          -   32.562.132    423.131   32.887.557
593  AVA  22.299.535  CORREA ATENCIO NARCISA DEL CARMEN                 -          -   52.886.224    393.976   54.144.466
594  AVA  22.261.944  CORREA DE VISBAL MARIA IRENE                      -          -   38.289.452    683.952   38.437.301
595  AVA  22.269.183  VENGOECHEA DE CORREA JOSEFINA                     -          -   41.127.112    591.007   41.453.836
596  AVA  22.255.989  CARBONEL DE CORREA OFELIA                         -          -   71.657.648    887.293   72.448.856
597  AVA  20.037.225  MONCAYO DE CORREDOR BETTY                         -          -   19.624.758    393.976   19.662.123
598  AVA  22.318.182  PAREJO VDA DE CORTES CECILIA                      -          -   43.263.756    535.709   43.741.476
599  AVA  20.328.029  CRUZ DE PERTUZ MERCEDES                           -          -   60.054.700    386.652   61.671.176
600  AVA  20.081.420  BARRETO DE CRUZ SILVIA                            -          -   39.151.952    508.762   39.543.165
601  AVA  21.291.671  CUARTAS DE CUARTAS LIA                            -          -   45.449.500    416.393   46.243.899
602  AVA  29.033.729  VILLAMARIN DE CUELLA MARIA NURY                   -          -   66.929.652    531.672   68.418.259
603  AVA  20.156.946  CUERVO DE CASTILLO YOLANDA                        -          -   52.191.724    497.594   53.085.439
604  AVA  22.309.662  CHAVES DE ORTIZ FRANCISCA                         -          -   42.203.304    386.652   42.940.917
605  AVA  22.313.745  DAZA DE MENDOZA CARMEN CLARA                      -          -   61.752.400    446.091   63.263.856
606  AVA  22.684.715  CARRILLO DE DE ALBA ANAIS MARIA                   -          -   52.079.008    413.702   53.237.278
607  AVA  22.771.950  DE AVILA DE RODRIGUEZ ELSA LUCIA                  -          -   45.618.392    492.714   46.263.046
608  AVA  22.276.360  CARBONELL DE DE LA E AMELIA                       -          -   48.078.128    542.750   48.708.235
609  AVA  22.254.744  BOVEA VDA DE LA HOZ FANNY ESTHER                  -          -   55.895.452    416.393   57.225.254
610  AVA  22.251.725  DE LA PENA TRUJILLO STELLA                        -          -  109.498.104    931.485  111.714.176
611  AVA  22.280.796  DE DE LA ROSA MARGARITA                           -          -   33.345.450    393.976   33.747.894
612  AVA  20.100.120  DE LA VEGA DE PRETELT CARMEN                      -          -  117.798.736  1.783.747  118.612.110
613  AVA  22.287.697  DEL VECCHIO DIRUGGIE YOLANDA                      -          -   56.933.248    502.198   58.012.311
614  AVA  22.288.320  DELGADO RUEDA OLIMPIA                             -          -   67.836.992    765.806   68.726.042
615  AVA  22.263.993  ANGULO DE DIAZ GRANA OLGA                         -          -   37.954.680    448.434   38.412.755
616  AVA  22.689.289  ROJAS VDA DE DONADO PETRONA                       -          -   14.641.185    358.000   14.814.461
617  AVA  20.168.569  ESCOLAR ROJAS ANA ELISA DE                        -          -   47.953.876    393.968   48.976.123
618  AVA  22.315.602  ESPARRAGOZA DE CUSTODE HERMINIA CATALINA                                       386.652   58.241.623
619  AVA  29.371.145  ESQUIVEL DE CALLE ALICIA                          -          -  135.659.136  1.679.784  137.156.988
620  AVA  22.453.390  FABREGAS BOVEA SARA VIRGINIA DE                   -          -   45.112.252    509.268   45.703.446
621  AVA  29.100.999  BERNAL DE FAJARDO ANA GILMA                       -          -   58.168.512    513.094   59.270.984
622  AVA  28.004.157  PACHECO DE FERNANDEZ DOLORES                      -          -   22.055.804    393.976   22.140.990
623  AVA  20.539.925  FERRER DE MOYANO BLANCA ALICIA                    -          -   59.465.804    900.451   59.876.426
624  AVA  22.254.653  FERRO DE BONELL ROSA                              -          -   36.801.456    455.690   37.207.799
625  AVA  22.275.966  LOPEZ DE FLOREZ MARIANA                           -          -   32.994.236    557.022   33.153.839
626  AVA  22.255.274  FLOREZ ROBLES RUFINA DE                           -          -   31.933.804    436.082   32.219.923
627  AVA  22.305.197  PATI|O DE FLOREZ TULIA                            -          -   70.124.992    557.055   71.684.670
628  AVA  22.277.897  FORERO DE MARTINEZ MARIA MAGDALENA                -          -   24.199.362    386.652   24.341.441
629  AVA  22.253.363  RODRIGUEZ DE FRUTO TEODORA                        -          -   28.850.418    393.976   29.108.920
630  AVA  20.026.832  MOLINA DE GACHARNA EVELIA                         -          -   34.415.400    406.617   34.830.718
631  AVA  20.193.903  GAITAN VDA DE GALIND GLORIA                       -          -  105.507.328    698.307  108.279.272
632  AVA  20.198.172  AGUILAR DE GALOFRE FRANCIA ELENA                  -          -   51.512.872    556.379   52.240.824
633  AVA  21.285.561  ARANGO DE GARCIA RAQUEL DE JESUS                  -          -   43.778.676    434.546   44.485.417
634  AVA  22.261.757  GARCIA DE MARTINEZ GLORIA HELENA                  -          -   71.660.448    741.494   72.745.044
635  AVA  26.713.688  JUVINAO DE GARCIA ROSA ESTHER                     -          -  111.442.392    856.878  114.011.406
636  AVA  22.274.422  VASQUEZ DE GARCIA GENNY LEONORA                   -          -   35.618.320    358.000   36.649.236
637  AVA  20.407.016  GARIBELLO MELO EUSEBIA DE                         -          -   26.060.728    416.393   26.213.767
638  AVA  32.403.182  RAMIREZ VDA DE GIL NORMA                          -          -   42.075.008    710.327   42.278.524
639  AVA  20.542.112  GIRALDO DE CUENCA MARIA LILY                      -          -  222.916.320  1.435.211  228.916.824
640  AVA  22.278.162  MONTERO DE GLEM ELMY                              -          -   39.012.804    483.072   39.443.582
641  AVA  22.682.151  GOMEZ DE SIERRA RITA                              -          -   76.723.760    537.906   78.651.522
642  AVA  22.325.636  GOMEZ OBESO RUTH MARIA                            -          -   78.613.608    780.317   79.882.744
643  AVA  20.235.958  GONZALEZ ROMAN CLARA INES DE                      -          -   38.552.104    416.393   39.096.936
644  AVA  22.256.439  TORRES DE GONZALEZ ELPYDIA                        -          -   72.357.968    781.523   73.380.564
645  AVA  20.203.310  ACOSTA DE GRACIA ROSA MARIA                       -          -   27.416.074    393.976   27.633.881
646  AVA  27.553.117  COTES DE GUARIN JUDITH ELENA                      -          -   53.799.696    474.558   54.819.430
647  AVA  29.043.420  GUERRERO NARANJO LUCY DE                          -          -   47.404.328    434.302   48.232.846
648  AVA  26.690.291  GUTIERREZ GONZALEZ ROSA MARIA                     -          -   54.537.504    393.972   55.872.427
649  AVA  20.307.625  GUZMAN DE CASTRILLON OLGA CECILIA                 -          -  104.567.072  1.235.458  105.829.044
650  AVA  20.166.163  RIVEROS DE HAUZER AURORA                          -          -   59.733.144    406.752   61.269.301
651  AVA  22.313.526  PARDO VDA DE HELD YADIRA ZOILA                    -          -   35.163.492    628.114   35.299.270
652  AVA  20.536.525  HERNANDEZ DE YEPES MARIA DEL CARMEN               -          -   97.210.968    456.678  100.877.822
653  AVA  20.541.681  VILLAMIZAR DE HDEZ ANGELA                         -          -   75.533.976    692.017   76.854.236
654  AVA  22.329.135  ESCORCIA DE HERNANDE FRANCIA ELENA                -          -   44.205.724    499.035   44.785.102
655  AVA  22.252.085  HERNANDEZ REALES REGINA                           -          -  108.215.736    806.153  110.790.310
656  AVA  22.290.004  JINETE DE HERRERA EMILIA                          -          -   25.889.850    358.000   26.450.835
657  AVA  22.305.316  HERRERA SUAREZ CAROLINA                           -          -  112.284.496    722.926  115.307.040
658  AVA  22.331.814  HONG DE HONG ROSALBA                              -          -   51.903.164    386.652   53.137.924
659  AVA  22.347.402  PACHECO VDA DE HOY CAROLINA                       -          -   24.657.706    393.976   24.802.518
660  AVA  29.073.245  UNAS VDA DE HUERTAS MATILDE                       -          -   39.380.920    465.285   39.856.205
661  AVA  20.188.407  JARAMILLO DE ADLER GLORIA MATILDE                 -          -   75.193.248    497.671   77.168.714
662  AVA  22.682.833  FABREGAS DE JIMENEZ AMIRA MERCEDES                -          -   26.792.514    452.322   26.922.116
663  AVA  22.309.254  GONZALEZ DE JIMENEZ ROSA CECILIA                  -          -   45.143.248    467.112   45.826.510
664  AVA  33.117.491  LAMBIS BERTHA E                                   -          -   46.390.400    409.202   47.269.712
665  AVA  22.267.116  LAMUS DIAZ HORTENCIA DE                           -          -  112.571.504  1.164.814  114.275.298
666  AVA  22.359.365  RAMOS DE LARA MARIA DEL SOCORRO                   -          -  115.187.720  1.016.051  117.370.974
667  AVA  28.833.781  LEON MESA MARIA CONCEPCION                        -          -   67.594.120    435.194   69.413.646
668  AVA      78.867  LEVERMANN DE MANJARR BIRGIT                       -          -  546.380.416  3.110.504  563.267.488
669  AVA  22.283.071  MERCADO DE LOPEZ MARIA DE LOS ANGELES             -          -   60.727.416    685.546   61.523.236
670  AVA  22.681.153  LOPEZ DE BARROSO ELVIRA ISABEL                    -          -   30.230.336    392.830   30.532.433
671  AVA  20.055.147  LOTERO DE LOPEZ OFELIA                            -          -   91.996.224    913.153   93.481.448
672  AVA   2.905.418  PALACIOS DE LOZANO CARMEN ROSA                    -          -  101.854.880    499.704  105.531.258
673  AVA  20.243.293  ALZATE DE LUGO HEROINA                            -          -  146.100.432  1.160.583  149.349.736
674  AVA  22.374.345  MADURO CORONADO CIRA ELENA DE                     -          -   32.167.352    543.062   32.322.942
675  AVA  22.276.728  MAESTRE CANTILLO DIGNA MARIA                      -          -   40.754.480    529.587   41.161.772

676  AVA  22.274.708  MALDONADO DE LLERAS CARMEN                  529071  200  2    Viudo(a)      68    0    07/06/1936  01/01/2000
677  AVA  22.288.361  MANJARRES BLANCO RITA MATILDE DE            531915  200  2    Viudo(a)      88    0    21/05/1916  01/07/1993
678  AVA  20.301.606  CALDERON DE MANTILLA CECILIA                534634  200  2    Viudo(a)      76    0    16/06/1928  26/06/1980
679  AVA  20.310.622  MARIN DE RESTREPO MARIA ROSALBA             538214  200  2    Viudo(a)            0    04/12/1932  01/08/2003
680  AVA  33.215.256  MARIN OSPINO CECILIA                        539011  200  2    Viudo(a)      49    0    08/07/1954  14/05/1989
681  AVA  22.250.633  MARTELO DE MARTINEZ ALICIA ELVIRA           544305  200  2    Viudo(a)      76    0    09/08/1927  01/08/1997
682  AVA  20.217.147  DE LA TORRE DE MEDEL MARIA AMALIA           564045  200  2    Viudo(a)      72    0    21/07/1931  18/09/1989
683  AVA  21.210.726  RUBIANO DE MEDINA ELOISA                    567103  200  2    Viudo(a)      73    0    05/10/1930  13/03/1988
684  AVA  24.267.492  MEJIA NARANJO LETICIA                       571196  200  2    Viudo(a)      72    0    21/07/1931  01/03/2001
685  AVA  22.363.164  MEJIA EMMA DOLLY                            572795  200  2    Soltero(a)    82    0    04/08/1921  17/11/1979
686  AVA  22.702.029  VITALI DE MENDOZA IRENE                     576796  200  2    Viudo(a)      69    0    01/10/1934  19/04/1986
687  AVA  22.681.407  REALES DE MENDOZA DIVINA                    580716  200  2    Viudo(a)      74    0    31/08/1929  15/06/1982
688  AVA  22.302.344  MERCADO DE VANEGAS ROSALBA                  582481  200  2    Viudo(a)      71    0    29/01/1933  30/04/1998
689  AVA  22.293.746  PARRA DE MERCADO ROSAURA                    583251  200  2    Viudo(a)      66    0    07/10/1937  06/11/1983
690  AVA  22.295.604  MERCADO TATIS INES DEL SOCORRO              583682  200  2    Viudo(a)      72    0    23/10/1931  21/04/1997
691  AVA  22.322.454  HERNANDEZ DE MERLANO GILMA                  584780  200  2    Viudo(a)      82    0    26/09/1921  23/03/1988
692  AVA  22.579.089  BARRIOS SUAREZ MAXVIL PATRICIA              586876  200  2    Viudo(a)      40    0    17/01/1964  01/01/1996
693  AVA  20.178.746  MICKAN PACHON STELLA DE                     588895  200  2    Viudo(a)      74    0    24/08/1929  10/11/1993
694  AVA  22.288.825  MIRANDA DE AVILA ALIDA RAMONA               590450  200  2    Viudo(a)      79    0    05/12/1924  25/03/1998
695  AVA  22.262.688  MOLINA DE SANDOVAL AMINTA ISABEL            594473  200  2    Viudo(a)      75    0    11/11/1928  01/12/2000
696  AVA  22.320.082  HIJUELOS DE MOLINARE ESTHER                 596514  200  2    Viudo(a)      81    0    17/10/1922  01/05/1976
697  AVA  20.196.779  ORTEGA DE MONTA|EZ ERLINDA                  600250  200  2    Viudo(a)      71    0    16/11/1932  26/06/1990
698  AVA  20.156.675  MONTANEZ CASTRO ROSA ELENA DE               600423  200  2    Viudo(a)      69    0    15/05/1935  01/04/1992
699  AVA  41.438.103  MONTENEGRO DE RAMIREZ MERCEDES              601834  200  2    Viudo(a)      83    0    28/11/1920  01/08/2001
700  AVA  20.175.009  GOMEZ VDA DE MONTES BLANCA LILIA            604166  200  2    Viudo(a)      66    0    16/07/1937  01/09/1981
701  AVA  21.798.067  VANEGAS DE MORALES ROSA                     610794  200  2    Viudo(a)      87    0    14/02/1917  05/07/1981
702  AVA  20.191.834  CASTELLANOS DE MORAL BLANCA                 612301  200  2    Viudo(a)      79    0    12/05/1925  31/08/1983
703  AVA  11.307.502  MORELLI VALERIA                             613900  200  2    Viudo(a)      73    0    27/07/1930  23/11/1982
704  AVA  21.255.430  MERINO DE MORENO LAURA                      616943  200  2    Viudo(a)      83    0    26/10/1920  01/12/1993
705  AVA  21.361.933  MORENO ZAPATA MARIA GLORIA                  619942  200  2    Viudo(a)      62    0    30/11/1941  01/04/1992
706  AVA  29.082.303  MOSQUERA MARIA ESTELLA                      621541  200  2    Viudo(a)      72    0    26/05/1932  17/06/1989
707  AVA  20.052.625  MOYANO-ROZO DE JIMENEZ ROSA                 623033  200  2    Viudo(a)      91    0    01/03/1913  01/04/2000
708  AVA  29.054.252  MUNOZ OROZCO OMAIRA DE                      624584  200  2    Viudo(a)      77    0    18/01/1927  01/03/1993
709  AVA  41.317.376  MUNOZ CEBALLOS MARIA TERESA                 625656  200  2    Viudo(a)      59    0    26/01/1945  21/05/1995
710  AVA  20.272.929  GONZALEZ DE MU|OZ MARIA ELISA               628795  200  2    Viudo(a)      72    0    08/03/1932  16/01/1981
711  AVA  29.061.334  BORJA DE MURCIA LUZ MARIA                   630851  200  2    Viudo(a)      85    0    20/09/1918  04/06/1987
712  AVA  22.317.152  NAAR DE MEJIA LUCILA                        632726  200  2    Viudo(a)      75    0    01/05/1929  01/10/1998
713  AVA  20.163.737  NAVARRETE DE LOPEZ ROSA MARIA               635040  200  2    Viudo(a)      79    0    31/07/1924  19/02/1996
714  AVA  22.261.543  RESTREPO DE NAVARRO MARTHA                  636952  200  2    Viudo(a)      76    0    02/12/1927  06/12/1980
715  AVA  22.282.704  DE LA HOZ DE OCHOA EVA CECILIA              650510  200  2    Viudo(a)      87    0    21/10/1916  06/12/1977
716  AVA  20.156.919  OREJARENA DE OJEDA LUCILA                   651420  200  2    Viudo(a)      76    0    10/06/1928  16/10/1984
717  AVA  22.279.012  OLMOS DAVILA DOLORES                        653984  200  2    Viudo(a)            0    10/01/1934  01/05/2003
718  AVA  22.685.237  DE ALBA DE OROZCO CRISTINA ISABEL           658906  200  2    Viudo(a)      80    0    16/09/1923  20/04/1984
719  AVA  22.286.504  OROZCO OROZCO AGRIPINA DE                   661113  200  2    Viudo(a)      63    0    21/07/1940  01/02/1994
720  AVA  22.775.645  ORTEGA MARIMON NANCY DE                     662981  200  2    Viudo(a)      76    0    11/05/1928  23/09/1993
721  AVA  22.988.670  ORTIZ PONCE MERCEDES DE                     667402  200  2    Viudo(a)      90    0    25/07/1913  11/12/1991
722  AVA  27.052.779  ORTIZ AREVALO OLGA DE                       668765  200  2    Viudo(a)      71    0    15/09/1932  01/12/1993
723  AVA  22.773.131  OSORIO SERRANO EDELMIRA                     675161  200  2    Viudo(a)      82    0    17/10/1921  26/12/1994
724  AVA  22.255.359  OTERO DE SALCEDO ANA MATILDE                679195  200  1    Viudo(a)      96    0    14/03/1908  01/03/2003
725  AVA  22.261.349  BOSSIO DE PACHECO EDELMIRA CARMEN           682253  200  2    Viudo(a)      86    0    13/09/1917  14/06/1989
726  AVA  22.273.278  PADILLA CORREA DOMINGA                      686265  200  2    Viudo(a)      90    0    20/09/1913  01/10/1994
727  AVA  22.250.525  MANOTAS DE PAJARO ALICIA                    690174  200  2    Viudo(a)      79    0    04/02/1925  16/11/1985
728  AVA  21.796.714  GONZALEZ DE PALACIO AURORA                  691950  200  2    Viudo(a)      87    0    31/05/1917  19/12/1976
729  AVA  29.970.635  VARELA DE PALOMINO MARIA LIGIA              695391  200  2    Viudo(a)      75    0    12/11/1928  28/12/1989
730  AVA  22.326.455  PAPPA DE BOZON GLORIA                       696861  200  2    Viudo(a)      80    0    23/01/1924  17/02/1999
731  AVA  20.072.521  PARDO DE ARCINIEGAS CECILIA                 697675  200  2    Viudo(a)      83    0    01/07/1921  01/09/2002
732  AVA  20.144.004  PARDO DE OSORIO INOCENCIA                   697690  200  2    Viudo(a)      71    0    28/07/1932  01/11/1998
733  AVA  22.350.793  PARRA DE MEJIA MARITZA ISABEL               700862  200  2    Viudo(a)      67    0    01/11/1936  14/09/1999
734  AVA  21.213.185  PARRADO DE MONROY SUSANA                    702516  200  2    Viudo(a)      73    0    31/12/1930  27/09/1999
735  AVA  22.278.273  PELUFO DE PEDRAZA ELBA                      707556  200  2    Viudo(a)      69    0    25/08/1934  01/01/2002
736  AVA  35.330.755  PENALOZA VIRGUEZ AMANDA                     711675  200  2    Viudo(a)      43    0    12/03/1961  01/08/1994
737  AVA  20.167.930  MU|OZ DE PERALTA MARTHA                     712316  200  2    Viudo(a)      74    0    06/01/1930  05/07/1985
738  AVA  20.140.866  ALVAREZ DE PEREZ MARIA ALICIA               719331  200  2    Viudo(a)      70    0    29/07/1933  19/04/1990
739  AVA  22.271.643  PEREZ OSORIO CARMEN                         723111  200  2    Viudo(a)      81    0    11/12/1922  01/10/1993
740  AVA  20.247.429  PINEROS RODRIGUEZ CARLINA DE                733224  200  2    Viudo(a)      70    0    01/01/1934  16/02/1995
741  AVA  26.703.695  HENRIQUEZ DE PORTO AMIRA                    740390  200  2    Viudo(a)      78    0    30/10/1925  08/04/1987
742  AVA  22.682.324  POSO DE IBANEZ GEORGINA BEATRIZ             742604  200  2    Viudo(a)      75    0    27/07/1928  01/03/2003
743  AVA  21.362.000  QUIJANO DE LOPEZ ZULMA                      752010  200  2    Viudo(a)      73    0    11/06/1931  01/12/1996
744  AVA  22.392.045  ACEVEDO DE QUINTANA FLORINDA                752894  200  2    Viudo(a)      78    0    30/04/1926  26/05/1980
745  AVA  29.001.849  QUINTERO DE MEJIA ALICIA NELLY              753572  200  2    Viudo(a)      83    0    12/10/1920  01/01/2002
746  AVA  29.638.914  QUINTERO GUTIERREZ BLANCA DE                755333  200  2    Viudo(a)      69    0    12/04/1935  05/03/1994
747  AVA  21.215.458  QUINTERO RIOS DIONISIA                      755414  200  2    Viudo(a)      75    0    08/08/1928  01/01/1997
748  AVA  27.919.087  FAJARDO DE QUIROGA ZOILA                    756630  200  2    Viudo(a)      89    0    02/01/1915  01/08/1977
749  AVA  20.164.207  RAMIREZ DE ORABAJO ANA JOSEFA               762871  200  2    Viudo(a)      79    0    19/03/1925  01/01/1997
750  AVA  22.324.971  RAMIREZ DE NAVARRO ROSA                     763265  200  2    Viudo(a)      83    0    24/11/1920  02/09/1993
751  AVA  22.268.891  FERREIRA DE RAMIREZ DOLORES                 766496  200  2    Viudo(a)      85    0    14/03/1919  29/06/1981
752  AVA  20.536.086  CONTRERAS DE RAMOS BENILDA                  771772  200  2    Viudo(a)      83    0    23/07/1920  27/03/1986
753  AVA  22.275.052  RAPALANI CARROLL BETRIZ ELENA DE            774826  200  2    Viudo(a)      69    0    13/11/1934  16/01/1995
754  AVA  22.318.336  REALES SARMIENTO MARIA DE LOS REYES         775165  200  1    Union libre   87    0    06/01/1917  10/05/1986
755  AVA  38.966.758  RIASCOS DE RENGIFO LUCILA                   777884  200  2    Viudo(a)      60    0    01/01/1944  06/09/1993
756  AVA  21.272.227  RESTREPO VDA RESTREPO MARIA LUISA GABRIELA  778923  200  2    Viudo(a)      83    0    17/10/1920  01/05/2003
757  AVA  20.102.868  RIANO DE GARCIA MARIA ASUNCION              786085  200  2    Viudo(a)      77    0    01/01/1927  01/01/1997
758  AVA  34.964.014  RIOS PEREZ ILBA ESTHER                      791851  200  2    Viudo(a)      58    0    16/06/1946  30/07/1999
759  AVA  22.323.907  RIPOLL MORALES AURA                         792481  200  2    Casado(a)     72    0    03/06/1932  03/06/1992
760  AVA  30.286.963  RIVERA FRANCO LILIANA PATRICIA              793645  200  2    Casado(a)     40    0    13/10/1963  27/01/1990

676  AVA  22.274.708  MALDONADO DE LLERAS CARMEN                  BENEFICIARIA TIERRA EMPRESA      633.729    90.591.096     -    -
677  AVA  22.288.361  MANJARRES BLANCO RITA MATILDE DE            BENEFICIARIA TIERRA EMPRESA      518.256    30.896.306     -    -
678  AVA  20.301.606  CALDERON DE MANTILLA CECILIA                BENEFICIARIA TIERRA EMPRESA      732.978    78.636.888     -    -
679  AVA  20.310.622  MARIN DE RESTREPO MARIA ROSALBA             BENEFICIARIA TIERRA EMPRESA
680  AVA  33.215.256  MARIN OSPINO CECILIA                        BENEFICIARIA TIERRA EMPRESA      382.230    84.231.824     -    -
681  AVA  22.250.633  MARTELO DE MARTINEZ ALICIA ELVIRA           BENEFICIARIA TIERRA EMPRESA      714.433    76.647.304     -    -
682  AVA  20.217.147  DE LA TORRE DE MEDEL MARIA AMALIA           BENEFICIARIA TIERRA EMPRESA      648.022    81.120.256     -    -
683  AVA  21.210.726  RUBIANO DE MEDINA ELOISA                    BENEFICIARIA TIERRA EMPRESA      374.516    45.213.688     -    -
684  AVA  24.267.492  MEJIA NARANJO LETICIA                       BENEFICIARIA TIERRA EMPRESA      970.000   121.425.888     -    -
685  AVA  22.363.164  MEJIA EMMA DOLLY                            BENEFICIARIA TIERRA EMPRESA      511.415    41.910.300     -    -
686  AVA  22.702.029  VITALI DE MENDOZA IRENE                     BENEFICIARIA TIERRA EMPRESA      369.965    51.239.024     -    -
687  AVA  22.681.407  REALES DE MENDOZA DIVINA                    BENEFICIARIA TIERRA EMPRESA      620.345    72.105.408     -    -
688  AVA  22.302.344  MERCADO DE VANEGAS ROSALBA                  BENEFICIARIA TIERRA EMPRESA      363.088    47.063.388     -    -
689  AVA  22.293.746  PARRA DE MERCADO ROSAURA                    BENEFICIARIA TIERRA EMPRESA      836.169   127.006.744     -    -
690  AVA  22.295.604  MERCADO TATIS INES DEL SOCORRO              BENEFICIARIA TIERRA EMPRESA      534.196    66.871.364     -    -
691  AVA  22.322.454  HERNANDEZ DE MERLANO GILMA                  BENEFICIARIA TIERRA EMPRESA      369.965    30.318.514     -    -
692  AVA  22.579.089  BARRIOS SUAREZ MAXVIL PATRICIA              BENEFICIARIA TIERRA EMPRESA      406.621    99.987.712     -    -
693  AVA  20.178.746  MICKAN PACHON STELLA DE                     BENEFICIARIA TIERRA EMPRESA    1.060.663   123.285.488     -    -
694  AVA  22.288.825  MIRANDA DE AVILA ALIDA RAMONA               BENEFICIARIA TIERRA EMPRESA      332.264    31.342.962     -    -
695  AVA  22.262.688  MOLINA DE SANDOVAL AMINTA ISABEL            BENEFICIARIA TIERRA EMPRESA      363.088    40.555.288     -    -
696  AVA  22.320.082  HIJUELOS DE MOLINARE ESTHER                 BENEFICIARIA TIERRA EMPRESA      523.137    44.990.404     -    -
697  AVA  20.196.779  ORTEGA DE MONTA|EZ ERLINDA                  BENEFICIARIA TIERRA EMPRESA      714.302    92.587.672     -    -
698  AVA  20.156.675  MONTANEZ CASTRO ROSA ELENA DE               BENEFICIARIA TIERRA EMPRESA      369.961    51.238.468     -    -
699  AVA  41.438.103  MONTENEGRO DE RAMIREZ MERCEDES              BENEFICIARIA TIERRA EMPRESA      407.444    31.773.084     -    -
700  AVA  20.175.009  GOMEZ VDA DE MONTES BLANCA LILIA            BENEFICIARIA TIERRA EMPRESA      369.965    56.194.444     -    -
701  AVA  21.798.067  VANEGAS DE MORALES ROSA                     BENEFICIARIA TIERRA EMPRESA      421.345    26.577.418     -    -
702  AVA  20.191.834  CASTELLANOS DE MORAL BLANCA                 BENEFICIARIA TIERRA EMPRESA      369.965    34.899.356     -    -
703  AVA  11.307.502  MORELLI VALERIA                             BENEFICIARIA TIERRA EMPRESA    4.448.359   537.030.976     -    -
704  AVA  21.255.430  MERINO DE MORENO LAURA                      BENEFICIARIA TIERRA EMPRESA      332.000    25.889.850     -    -
705  AVA  21.361.933  MORENO ZAPATA MARIA GLORIA                  BENEFICIARIA TIERRA EMPRESA      369.958    62.847.192     -    -
706  AVA  29.082.303  MOSQUERA MARIA ESTELLA                      BENEFICIARIA TIERRA EMPRESA      369.961    46.312.208     -    -
707  AVA  20.052.625  MOYANO-ROZO DE JIMENEZ ROSA                 BENEFICIARIA TIERRA EMPRESA      496.374    24.788.428     -    -
708  AVA  29.054.252  MUNOZ OROZCO OMAIRA DE                      BENEFICIARIA TIERRA EMPRESA      369.961    38.074.708     -    -
709  AVA  41.317.376  MUNOZ CEBALLOS MARIA TERESA                 BENEFICIARIA TIERRA EMPRESA      920.413   168.341.072     -    -
710  AVA  20.272.929  GONZALEZ DE MU|OZ MARIA ELISA               BENEFICIARIA TIERRA EMPRESA      553.452    69.281.856     -    -
711  AVA  29.061.334  BORJA DE MURCIA LUZ MARIA                   BENEFICIARIA TIERRA EMPRESA      399.153    28.070.854     -    -
712  AVA  22.317.152  NAAR DE MEJIA LUCILA                        BENEFICIARIA TIERRA EMPRESA      606.294    67.720.304     -    -
713  AVA  20.163.737  NAVARRETE DE LOPEZ ROSA MARIA               BENEFICIARIA TIERRA EMPRESA      372.653    35.152.916     -    -
714  AVA  22.261.543  RESTREPO DE NAVARRO MARTHA                  BENEFICIARIA TIERRA EMPRESA      761.375    81.683.440     -    -
715  AVA  22.282.704  DE LA HOZ DE OCHOA EVA CECILIA              BENEFICIARIA TIERRA EMPRESA      457.136    28.835.028     -    -
716  AVA  20.156.919  OREJARENA DE OJEDA LUCILA                   BENEFICIARIA TIERRA EMPRESA      543.440    58.302.472     -    -
717  AVA  22.279.012  OLMOS DAVILA DOLORES                        BENEFICIARIA TIERRA EMPRESA
718  AVA  22.685.237  DE ALBA DE OROZCO CRISTINA ISABEL           BENEFICIARIA TIERRA EMPRESA      425.669    38.366.132     -    -
719  AVA  22.286.504  OROZCO OROZCO AGRIPINA DE                   BENEFICIARIA TIERRA EMPRESA      467.660    77.350.896     -    -
720  AVA  22.775.645  ORTEGA MARIMON NANCY DE                     BENEFICIARIA TIERRA EMPRESA      489.292    52.493.252     -    -
721  AVA  22.988.670  ORTIZ PONCE MERCEDES DE                     BENEFICIARIA TIERRA EMPRESA      369.961    19.624.546     -    -
722  AVA  27.052.779  ORTIZ AREVALO OLGA DE                       BENEFICIARIA TIERRA EMPRESA      441.784    57.263.944     -    -
723  AVA  22.773.131  OSORIO SERRANO EDELMIRA                     BENEFICIARIA TIERRA EMPRESA      394.002    32.288.338     -    -
724  AVA  22.255.359  OTERO DE SALCEDO ANA MATILDE                BENEFICIARIA TIERRA EMPRESA      487.961    16.910.956     -    -
725  AVA  22.261.349  BOSSIO DE PACHECO EDELMIRA CARMEN           BENEFICIARIA TIERRA EMPRESA      429.805    28.645.966     -    -
726  AVA  22.273.278  PADILLA CORREA DOMINGA                      BENEFICIARIA TIERRA EMPRESA      391.016    20.741.406     -    -
727  AVA  22.250.525  MANOTAS DE PAJARO ALICIA                    BENEFICIARIA TIERRA EMPRESA      560.510    52.873.752     -    -
728  AVA  21.796.714  GONZALEZ DE PALACIO AURORA                  BENEFICIARIA TIERRA EMPRESA      606.056    38.228.540     -    -
729  AVA  29.970.635  VARELA DE PALOMINO MARIA LIGIA              BENEFICIARIA TIERRA EMPRESA      369.961    41.322.972     -    -
730  AVA  22.326.455  PAPPA DE BOZON GLORIA                       BENEFICIARIA TIERRA EMPRESA      744.573    67.109.384     -    -
731  AVA  20.072.521  PARDO DE ARCINIEGAS CECILIA                 BENEFICIARIA TIERRA EMPRESA      363.088    28.314.140     -    -
732  AVA  20.144.004  PARDO DE OSORIO INOCENCIA                   BENEFICIARIA TIERRA EMPRESA      544.785    70.614.912     -    -
733  AVA  22.350.793  PARRA DE MEJIA MARITZA ISABEL               BENEFICIARIA TIERRA EMPRESA      332.000    48.941.512     -    -
734  AVA  21.213.185  PARRADO DE MONROY SUSANA                    BENEFICIARIA TIERRA EMPRESA      349.986    42.252.288     -    -
735  AVA  22.278.273  PELUFO DE PEDRAZA ELBA                      BENEFICIARIA TIERRA EMPRESA      363.088    50.286.580     -    -
736  AVA  35.330.755  PENALOZA VIRGUEZ AMANDA                     BENEFICIARIA TIERRA EMPRESA      584.107   139.125.232     -    -
737  AVA  20.167.930  MU|OZ DE PERALTA MARTHA                     BENEFICIARIA TIERRA EMPRESA    1.045.721   121.548.720     -    -
738  AVA  20.140.866  ALVAREZ DE PEREZ MARIA ALICIA               BENEFICIARIA TIERRA EMPRESA      538.188    72.146.952     -    -
739  AVA  22.271.643  PEREZ OSORIO CARMEN                         BENEFICIARIA TIERRA EMPRESA      476.950    41.018.268     -    -
740  AVA  20.247.429  PINEROS RODRIGUEZ CARLINA DE                BENEFICIARIA TIERRA EMPRESA      391.016    52.417.764     -    -
741  AVA  26.703.695  HENRIQUEZ DE PORTO AMIRA                    BENEFICIARIA TIERRA EMPRESA      375.328    37.005.352     -    -
742  AVA  22.682.324  POSO DE IBANEZ GEORGINA BEATRIZ             BENEFICIARIA TIERRA EMPRESA      419.720    46.880.828     -    -
743  AVA  21.362.000  QUIJANO DE LOPEZ ZULMA                      BENEFICIARIA TIERRA EMPRESA      354.733    42.825.368     -    -
744  AVA  22.392.045  ACEVEDO DE QUINTANA FLORINDA                BENEFICIARIA TIERRA EMPRESA      440.643    43.445.068     -    -
745  AVA  29.001.849  QUINTERO DE MEJIA ALICIA NELLY              BENEFICIARIA TIERRA EMPRESA      434.126    33.853.788     -    -
746  AVA  29.638.914  QUINTERO GUTIERREZ BLANCA DE                BENEFICIARIA TIERRA EMPRESA      369.965    51.239.024     -    -
747  AVA  21.215.458  QUINTERO RIOS DIONISIA                      BENEFICIARIA TIERRA EMPRESA      349.121    38.995.240     -    -
748  AVA  27.919.087  FAJARDO DE QUIROGA ZOILA                    BENEFICIARIA TIERRA EMPRESA      406.865    22.894.894     -    -
749  AVA  20.164.207  RAMIREZ DE ORABAJO ANA JOSEFA               BENEFICIARIA TIERRA EMPRESA      693.152    65.386.072     -    -
750  AVA  22.324.971  RAMIREZ DE NAVARRO ROSA                     BENEFICIARIA TIERRA EMPRESA      500.062    38.995.572     -    -
751  AVA  22.268.891  FERREIRA DE RAMIREZ DOLORES                 BENEFICIARIA TIERRA EMPRESA      412.697    29.023.348     -    -
752  AVA  20.536.086  CONTRERAS DE RAMOS BENILDA                  BENEFICIARIA TIERRA EMPRESA      684.335    53.365.456     -    -
753  AVA  22.275.052  RAPALANI CARROLL BETRIZ ELENA DE            BENEFICIARIA TIERRA EMPRESA      801.836   111.051.832     -    -
754  AVA  22.318.336  REALES SARMIENTO MARIA DE LOS REYES         BENEFICIARIA TIERRA EMPRESA      389.160    23.265.534     -    -
755  AVA  38.966.758  RIASCOS DE RENGIFO LUCILA                   BENEFICIARIA TIERRA EMPRESA      436.321    77.947.120     -    -
756  AVA  21.272.227  RESTREPO VDA RESTREPO MARIA LUISA GABRIELA  BENEFICIARIA TIERRA EMPRESA      363.088    28.314.140     -    -
757  AVA  20.102.868  RIANO DE GARCIA MARIA ASUNCION              BENEFICIARIA TIERRA EMPRESA      546.961    56.290.744     -    -
758  AVA  34.964.014  RIOS PEREZ ILBA ESTHER                      BENEFICIARIA TIERRA EMPRESA      363.088    67.918.040     -    -
759  AVA  22.323.907  RIPOLL MORALES AURA                         BENEFICIARIA TIERRA EMPRESA      391.013    48.947.528     -    -
760  AVA  30.286.963  RIVERA FRANCO LILIANA PATRICIA              BENEFICIARIA TIERRA EMPRESA      369.956    90.971.824     -    -

676  AVA  22.274.708  MALDONADO DE LLERAS CARMEN                    90.591.096      -     -    -     -      90.591.096
677  AVA  22.288.361  MANJARRES BLANCO RITA MATILDE DE              30.896.306      -     -    -     -      30.896.306
678  AVA  20.301.606  CALDERON DE MANTILLA CECILIA                  78.636.888      -     -    -     -      78.636.888
679  AVA  20.310.622  MARIN DE RESTREPO MARIA ROSALBA
680  AVA  33.215.256  MARIN OSPINO CECILIA                          84.231.824      -     -    -     -      84.231.824
681  AVA  22.250.633  MARTELO DE MARTINEZ ALICIA ELVIRA             76.647.304      -     -    -     -      76.647.304
682  AVA  20.217.147  DE LA TORRE DE MEDEL MARIA AMALIA             81.120.256      -     -    -     -      81.120.256
683  AVA  21.210.726  RUBIANO DE MEDINA ELOISA                      45.213.688      -     -    -     -      45.213.688
684  AVA  24.267.492  MEJIA NARANJO LETICIA                        121.425.888      -     -    -     -     121.425.888
685  AVA  22.363.164  MEJIA EMMA DOLLY                              41.910.300      -     -    -     -      41.910.300
686  AVA  22.702.029  VITALI DE MENDOZA IRENE                       51.239.024      -     -    -     -      51.239.024
687  AVA  22.681.407  REALES DE MENDOZA DIVINA                      72.105.408      -     -    -     -      72.105.408
688  AVA  22.302.344  MERCADO DE VANEGAS ROSALBA                    47.063.388      -     -    -     -      47.063.388
689  AVA  22.293.746  PARRA DE MERCADO ROSAURA                     127.006.744      -     -    -     -     127.006.744
690  AVA  22.295.604  MERCADO TATIS INES DEL SOCORRO                66.871.364      -     -    -     -      66.871.364
691  AVA  22.322.454  HERNANDEZ DE MERLANO GILMA                    30.318.514      -     -    -     -      30.318.514
692  AVA  22.579.089  BARRIOS SUAREZ MAXVIL PATRICIA                99.987.712      -     -    -     -      99.987.712
693  AVA  20.178.746  MICKAN PACHON STELLA DE                      123.285.488      -     -    -     -     123.285.488
694  AVA  22.288.825  MIRANDA DE AVILA ALIDA RAMONA                 31.342.962      -     -    -     -      31.342.962
695  AVA  22.262.688  MOLINA DE SANDOVAL AMINTA ISABEL              40.555.288      -     -    -     -      40.555.288
696  AVA  22.320.082  HIJUELOS DE MOLINARE ESTHER                   44.990.404      -     -    -     -      44.990.404
697  AVA  20.196.779  ORTEGA DE MONTA|EZ ERLINDA                    92.587.672      -     -    -     -      92.587.672
698  AVA  20.156.675  MONTANEZ CASTRO ROSA ELENA DE                 51.238.468      -     -    -     -      51.238.468
699  AVA  41.438.103  MONTENEGRO DE RAMIREZ MERCEDES                31.773.084      -     -    -     -      31.773.084
700  AVA  20.175.009  GOMEZ VDA DE MONTES BLANCA LILIA              56.194.444      -     -    -     -      56.194.444
701  AVA  21.798.067  VANEGAS DE MORALES ROSA                       26.577.418      -     -    -     -      26.577.418
702  AVA  20.191.834  CASTELLANOS DE MORAL BLANCA                   34.899.356      -     -    -     -      34.899.356
703  AVA  11.307.502  MORELLI VALERIA                              537.030.976      -     -    -     -     537.030.976
704  AVA  21.255.430  MERINO DE MORENO LAURA                        25.889.850      -     -    -     -      25.889.850
705  AVA  21.361.933  MORENO ZAPATA MARIA GLORIA                    62.847.192      -     -    -     -      62.847.192
706  AVA  29.082.303  MOSQUERA MARIA ESTELLA                        46.312.208      -     -    -     -      46.312.208
707  AVA  20.052.625  MOYANO-ROZO DE JIMENEZ ROSA                   24.788.428      -     -    -     -      24.788.428
708  AVA  29.054.252  MUNOZ OROZCO OMAIRA DE                        38.074.708      -     -    -     -      38.074.708
709  AVA  41.317.376  MUNOZ CEBALLOS MARIA TERESA                  168.341.072      -     -    -     -     168.341.072
710  AVA  20.272.929  GONZALEZ DE MU|OZ MARIA ELISA                 69.281.856      -     -    -     -      69.281.856
711  AVA  29.061.334  BORJA DE MURCIA LUZ MARIA                     28.070.854      -     -    -     -      28.070.854
712  AVA  22.317.152  NAAR DE MEJIA LUCILA                          67.720.304      -     -    -     -      67.720.304
713  AVA  20.163.737  NAVARRETE DE LOPEZ ROSA MARIA                 35.152.916      -     -    -     -      35.152.916
714  AVA  22.261.543  RESTREPO DE NAVARRO MARTHA                    81.683.440      -     -    -     -      81.683.440
715  AVA  22.282.704  DE LA HOZ DE OCHOA EVA CECILIA                28.835.028      -     -    -     -      28.835.028
716  AVA  20.156.919  OREJARENA DE OJEDA LUCILA                     58.302.472      -     -    -     -      58.302.472
717  AVA  22.279.012  OLMOS DAVILA DOLORES
718  AVA  22.685.237  DE ALBA DE OROZCO CRISTINA ISABEL             38.366.132      -     -    -     -      38.366.132
719  AVA  22.286.504  OROZCO OROZCO AGRIPINA DE                     77.350.896      -     -    -     -      77.350.896
720  AVA  22.775.645  ORTEGA MARIMON NANCY DE                       52.493.252      -     -    -     -      52.493.252
721  AVA  22.988.670  ORTIZ PONCE MERCEDES DE                       19.624.546      -     -    -     -      19.624.546
722  AVA  27.052.779  ORTIZ AREVALO OLGA DE                         57.263.944      -     -    -     -      57.263.944
723  AVA  22.773.131  OSORIO SERRANO EDELMIRA                       32.288.338      -     -    -     -      32.288.338
724  AVA  22.255.359  OTERO DE SALCEDO ANA MATILDE                  16.910.956      -     -    -     -      16.910.956
725  AVA  22.261.349  BOSSIO DE PACHECO EDELMIRA CARMEN             28.645.966      -     -    -     -      28.645.966
726  AVA  22.273.278  PADILLA CORREA DOMINGA                        20.741.406      -     -    -     -      20.741.406
727  AVA  22.250.525  MANOTAS DE PAJARO ALICIA                      52.873.752      -     -    -     -      52.873.752
728  AVA  21.796.714  GONZALEZ DE PALACIO AURORA                    38.228.540      -     -    -     -      38.228.540
729  AVA  29.970.635  VARELA DE PALOMINO MARIA LIGIA                41.322.972      -     -    -     -      41.322.972
730  AVA  22.326.455  PAPPA DE BOZON GLORIA                         67.109.384      -     -    -     -      67.109.384
731  AVA  20.072.521  PARDO DE ARCINIEGAS CECILIA                   28.314.140      -     -    -     -      28.314.140
732  AVA  20.144.004  PARDO DE OSORIO INOCENCIA                     70.614.912      -     -    -     -      70.614.912
733  AVA  22.350.793  PARRA DE MEJIA MARITZA ISABEL                 48.941.512      -     -    -     -      48.941.512
734  AVA  21.213.185  PARRADO DE MONROY SUSANA                      42.252.288      -     -    -     -      42.252.288
735  AVA  22.278.273  PELUFO DE PEDRAZA ELBA                        50.286.580      -     -    -     -      50.286.580
736  AVA  35.330.755  PENALOZA VIRGUEZ AMANDA                      139.125.232      -     -    -     -     139.125.232
737  AVA  20.167.930  MU|OZ DE PERALTA MARTHA                      121.548.720      -     -    -     -     121.548.720
738  AVA  20.140.866  ALVAREZ DE PEREZ MARIA ALICIA                 72.146.952      -     -    -     -      72.146.952
739  AVA  22.271.643  PEREZ OSORIO CARMEN                           41.018.268      -     -    -     -      41.018.268
740  AVA  20.247.429  PINEROS RODRIGUEZ CARLINA DE                  52.417.764      -     -    -     -      52.417.764
741  AVA  26.703.695  HENRIQUEZ DE PORTO AMIRA                      37.005.352      -     -    -     -      37.005.352
742  AVA  22.682.324  POSO DE IBANEZ GEORGINA BEATRIZ               46.880.828      -     -    -     -      46.880.828
743  AVA  21.362.000  QUIJANO DE LOPEZ ZULMA                        42.825.368      -     -    -     -      42.825.368
744  AVA  22.392.045  ACEVEDO DE QUINTANA FLORINDA                  43.445.068      -     -    -     -      43.445.068
745  AVA  29.001.849  QUINTERO DE MEJIA ALICIA NELLY                33.853.788      -     -    -     -      33.853.788
746  AVA  29.638.914  QUINTERO GUTIERREZ BLANCA DE                  51.239.024      -     -    -     -      51.239.024
747  AVA  21.215.458  QUINTERO RIOS DIONISIA                        38.995.240      -     -    -     -      38.995.240
748  AVA  27.919.087  FAJARDO DE QUIROGA ZOILA                      22.894.894      -     -    -     -      22.894.894
749  AVA  20.164.207  RAMIREZ DE ORABAJO ANA JOSEFA                 65.386.072      -     -    -     -      65.386.072
750  AVA  22.324.971  RAMIREZ DE NAVARRO ROSA                       38.995.572      -     -    -     -      38.995.572
751  AVA  22.268.891  FERREIRA DE RAMIREZ DOLORES                   29.023.348      -     -    -     -      29.023.348
752  AVA  20.536.086  CONTRERAS DE RAMOS BENILDA                    53.365.456      -     -    -     -      53.365.456
753  AVA  22.275.052  RAPALANI CARROLL BETRIZ ELENA DE             111.051.832      -     -    -     -     111.051.832
754  AVA  22.318.336  REALES SARMIENTO MARIA DE LOS REYES           23.265.534      -     -    -     -      23.265.534
755  AVA  38.966.758  RIASCOS DE RENGIFO LUCILA                     77.947.120      -     -    -     -      77.947.120
756  AVA  21.272.227  RESTREPO VDA RESTREPO MARIA LUISA GABRIELA    28.314.140      -     -    -     -      28.314.140
757  AVA  20.102.868  RIANO DE GARCIA MARIA ASUNCION                56.290.744      -     -    -     -      56.290.744
758  AVA  34.964.014  RIOS PEREZ ILBA ESTHER                        67.918.040      -     -    -     -      67.918.040
759  AVA  22.323.907  RIPOLL MORALES AURA                           48.947.528      -     -    -     -      48.947.528
760  AVA  30.286.963  RIVERA FRANCO LILIANA PATRICIA                90.971.824      -     -    -     -      90.971.824

676  AVA  22.274.708  MALDONADO DE LLERAS CARMEN                     -     -         90.591.096        674.858         92.746.326
677  AVA  22.288.361  MANJARRES BLANCO RITA MATILDE DE               -     -         30.896.306        551.891         31.015.627
678  AVA  20.301.606  CALDERON DE MANTILLA CECILIA                   -     -         78.636.888        780.548         79.906.388
679  AVA  20.310.622  MARIN DE RESTREPO MARIA ROSALBA                                                  503.227         62.558.652
680  AVA  33.215.256  MARIN OSPINO CECILIA                           -     -         84.231.824        407.037         87.320.476
681  AVA  22.250.633  MARTELO DE MARTINEZ ALICIA ELVIRA              -     -         76.647.304        760.800         77.884.746
682  AVA  20.217.147  DE LA TORRE DE MEDEL MARIA AMALIA              -     -         81.120.256        690.079         82.762.050
683  AVA  21.210.726  RUBIANO DE MEDINA ELOISA                       -     -         45.213.688        398.822         46.070.647
684  AVA  24.267.492  MEJIA NARANJO LETICIA                          -     -        121.425.888      1.032.953        123.883.362
685  AVA  22.363.164  MEJIA EMMA DOLLY                               -     -         41.910.300        544.606         42.329.115
686  AVA  22.702.029  VITALI DE MENDOZA IRENE                        -     -         51.239.024        393.976         52.420.249
687  AVA  22.681.407  REALES DE MENDOZA DIVINA                       -     -         72.105.408        660.605         73.365.678
688  AVA  22.302.344  MERCADO DE VANEGAS ROSALBA                     -     -         47.063.388        386.652         48.066.635
689  AVA  22.293.746  PARRA DE MERCADO ROSAURA                       -     -        127.006.744        890.436        130.197.742
690  AVA  22.295.604  MERCADO TATIS INES DEL SOCORRO                 -     -         66.871.364        568.865         68.224.703
691  AVA  22.322.454  HERNANDEZ DE MERLANO GILMA                     -     -         30.318.514        393.976         30.621.505
692  AVA  22.579.089  BARRIOS SUAREZ MAXVIL PATRICIA                 -     -         99.987.712        433.011        104.046.298
693  AVA  20.178.746  MICKAN PACHON STELLA DE                        -     -        123.285.488      1.129.500        125.440.362
694  AVA  22.288.825  MIRANDA DE AVILA ALIDA RAMONA                  -     -         31.342.962        353.828         31.753.730
695  AVA  22.262.688  MOLINA DE SANDOVAL AMINTA ISABEL               -     -         40.555.288        386.652         41.249.673
696  AVA  22.320.082  HIJUELOS DE MOLINARE ESTHER                    -     -         44.990.404        557.089         45.487.188
697  AVA  20.196.779  ORTEGA DE MONTA|EZ ERLINDA                     -     -         92.587.672        760.660         94.561.436
698  AVA  20.156.675  MONTANEZ CASTRO ROSA ELENA DE                  -     -         51.238.468        393.972         52.419.715
699  AVA  41.438.103  MONTENEGRO DE RAMIREZ MERCEDES                 -     -         31.773.084        433.887         32.057.747
700  AVA  20.175.009  GOMEZ VDA DE MONTES BLANCA LILIA               -     -         56.194.444        393.976         57.606.371
701  AVA  21.798.067  VANEGAS DE MORALES ROSA                        -     -         26.577.418        448.690         26.705.939
702  AVA  20.191.834  CASTELLANOS DE MORAL BLANCA                    -     -         34.899.356        393.976         35.356.750
703  AVA  11.307.502  MORELLI VALERIA                                -     -        537.030.976      4.737.058        547.209.824
704  AVA  21.255.430  MERINO DE MORENO LAURA                         -     -         25.889.850        358.000         26.450.835
705  AVA  21.361.933  MORENO ZAPATA MARIA GLORIA                     -     -         62.847.192        393.968         64.582.923
706  AVA  29.082.303  MOSQUERA MARIA ESTELLA                         -     -         46.312.208        393.972         47.249.564
707  AVA  20.052.625  MOYANO-ROZO DE JIMENEZ ROSA                    -     -         24.788.428        528.589         24.812.128
708  AVA  29.054.252  MUNOZ OROZCO OMAIRA DE                         -     -         38.074.708        393.972         38.651.035
709  AVA  41.317.376  MUNOZ CEBALLOS MARIA TERESA                    -     -        168.341.072        980.148        173.408.644
710  AVA  20.272.929  GONZALEZ DE MU|OZ MARIA ELISA                  -     -         69.281.856        589.371         70.684.012
711  AVA  29.061.334  BORJA DE MURCIA LUZ MARIA                      -     -         28.070.854        425.058         28.264.673
712  AVA  22.317.152  NAAR DE MEJIA LUCILA                           -     -         67.720.304        645.643         68.879.932
713  AVA  20.163.737  NAVARRETE DE LOPEZ ROSA MARIA                  -     -         35.152.916        396.838         35.613.595
714  AVA  22.261.543  RESTREPO DE NAVARRO MARTHA                     -     -         81.683.440        810.788         83.002.126
715  AVA  22.282.704  DE LA HOZ DE OCHOA EVA CECILIA                 -     -         28.835.028        486.804         28.974.477
716  AVA  20.156.919  OREJARENA DE OJEDA LUCILA                      -     -         58.302.472        578.709         59.243.695
717  AVA  22.279.012  OLMOS DAVILA DOLORES                                                             386.652         49.756.347
718  AVA  22.685.237  DE ALBA DE OROZCO CRISTINA ISABEL              -     -         38.366.132        453.295         38.829.146
719  AVA  22.286.504  OROZCO OROZCO AGRIPINA DE                      -     -         77.350.896        498.011         79.432.988
720  AVA  22.775.645  ORTEGA MARIMON NANCY DE                        -     -         52.493.252        521.047         53.340.710
721  AVA  22.988.670  ORTIZ PONCE MERCEDES DE                        -     -         19.624.546        393.972         19.661.923
722  AVA  27.052.779  ORTIZ AREVALO OLGA DE                          -     -         57.263.944        470.456         58.484.730
723  AVA  22.773.131  OSORIO SERRANO EDELMIRA                        -     -         32.288.338        419.573         32.611.014
724  AVA  22.255.359  OTERO DE SALCEDO ANA MATILDE                   -     -         16.910.956        519.630         16.876.028
725  AVA  22.261.349  BOSSIO DE PACHECO EDELMIRA CARMEN              -     -         28.645.966        457.699         28.814.163
726  AVA  22.273.278  PADILLA CORREA DOMINGA                         -     -         20.741.406        416.393         20.780.885
727  AVA  22.250.525  MANOTAS DE PAJARO ALICIA                       -     -         52.873.752        596.887         53.566.675
728  AVA  21.796.714  GONZALEZ DE PALACIO AURORA                     -     -         38.228.540        645.389         38.413.425
729  AVA  29.970.635  VARELA DE PALOMINO MARIA LIGIA                 -     -         41.322.972        393.971         42.030.499
730  AVA  22.326.455  PAPPA DE BOZON GLORIA                          -     -         67.109.384        792.896         67.919.292
731  AVA  20.072.521  PARDO DE ARCINIEGAS CECILIA                    -     -         28.314.140        386.652         28.567.788
732  AVA  20.144.004  PARDO DE OSORIO INOCENCIA                      -     -         70.614.912        580.142         72.120.342
733  AVA  22.350.793  PARRA DE MEJIA MARITZA ISABEL                  -     -         48.941.512        358.000         50.770.941
734  AVA  21.213.185  PARRADO DE MONROY SUSANA                       -     -         42.252.288        372.700         43.053.115
735  AVA  22.278.273  PELUFO DE PEDRAZA ELBA                         -     -         50.286.580        386.652         51.445.759
736  AVA  35.330.755  PENALOZA VIRGUEZ AMANDA                        -     -        139.125.232        622.016        144.616.012
737  AVA  20.167.930  MU|OZ DE PERALTA MARTHA                        -     -        121.548.720      1.113.588        123.673.192
738  AVA  20.140.866  ALVAREZ DE PEREZ MARIA ALICIA                  -     -         72.146.952        573.116         73.751.484
739  AVA  22.271.643  PEREZ OSORIO CARMEN                            -     -         41.018.268        507.904         41.471.155
740  AVA  20.247.429  PINEROS RODRIGUEZ CARLINA DE                   -     -         52.417.764        416.393         53.583.571
741  AVA  26.703.695  HENRIQUEZ DE PORTO AMIRA                       -     -         37.005.352        399.687         37.528.339
742  AVA  22.682.324  POSO DE IBANEZ GEORGINA BEATRIZ                -     -         46.880.828        446.960         47.683.589
743  AVA  21.362.000  QUIJANO DE LOPEZ ZULMA                         -     -         42.825.368        377.755         43.637.055
744  AVA  22.392.045  ACEVEDO DE QUINTANA FLORINDA                   -     -         43.445.068        469.241         44.059.061
745  AVA  29.001.849  QUINTERO DE MEJIA ALICIA NELLY                 -     -         33.853.788        462.301         34.157.114
746  AVA  29.638.914  QUINTERO GUTIERREZ BLANCA DE                   -     -         51.239.024        393.976         52.420.249
747  AVA  21.215.458  QUINTERO RIOS DIONISIA                         -     -         38.995.240        371.779         39.662.962
748  AVA  27.919.087  FAJARDO DE QUIROGA ZOILA                       -     -         22.894.894        433.271         22.960.668
749  AVA  20.164.207  RAMIREZ DE ORABAJO ANA JOSEFA                  -     -         65.386.072        738.138         66.243.022
750  AVA  22.324.971  RAMIREZ DE NAVARRO ROSA                        -     -         38.995.572        532.516         39.344.951
751  AVA  22.268.891  FERREIRA DE RAMIREZ DOLORES                    -     -         29.023.348        439.481         29.223.746
752  AVA  20.536.086  CONTRERAS DE RAMOS BENILDA                     -     -         53.365.456        728.748         53.843.556
753  AVA  22.275.052  RAPALANI CARROLL BETRIZ ELENA DE               -     -        111.051.832        853.875        113.611.840
754  AVA  22.318.336  REALES SARMIENTO MARIA DE LOS REYES            -     -         23.265.534        414.417         23.386.169
755  AVA  38.966.758  RIASCOS DE RENGIFO LUCILA                      -     -         77.947.120        464.638         80.225.684
756  AVA  21.272.227  RESTREPO VDA RESTREPO MARIA LUISA GABRIELA     -     -         28.314.140        386.652         28.567.788
757  AVA  20.102.868  RIANO DE GARCIA MARIA ASUNCION                 -     -         56.290.744        582.459         57.142.748
758  AVA  34.964.014  RIOS PEREZ ILBA ESTHER                         -     -         67.918.040        386.652         70.017.114
759  AVA  22.323.907  RIPOLL MORALES AURA                            -     -         48.947.528        416.390         49.938.183
760  AVA  30.286.963  RIVERA FRANCO LILIANA PATRICIA                 -     -         90.971.824        393.966         94.664.348

761  AVA     20.184.995  MOYA DE RIVERA GLADYS                     794345  200   2   Viudo(a)     71    0    06/09/1932   28/06/1988
762  AVA          2.068  AMAU VDA DE RIZO ANGELICA                 795406  200   2   Viudo(a)     94    0    02/12/1909   09/09/1975
763  AVA     22.280.124  ROA DE CARRILLO JUANA MINERVA             795631  200   2   Viudo(a)     75    0    10/11/1928   01/10/1999
764  AVA     22.255.541  SARMIENTO VDA DE ROA TELMA                795734  200   2   Viudo(a)     90    0    30/09/1913   06/03/1986
765  AVA     29.086.788  ROSAS DE ROA CARMEN AMELIA                795874  200   2   Casado(a)    71    0    06/03/1933   30/08/1987
766  AVA     22.353.974  ROBLES DE DE LA HOZ BELIA ESTHER          799643  200   2   Viudo(a)     68    0    27/07/1935   08/05/1999
767  AVA     22.261.290  GONZALEZ DE ROCHA CARMEN                  800494  200   2   Viudo(a)     78    0    24/10/1925   12/01/1978
768  AVA     22.508.005  ROCHA DE JURADO ADELA ISABEL              800553  200   2   Viudo(a)     77    0    24/06/1927   01/10/2000
769  AVA     20.225.579  BELTRAN DE RODRIGUEZ MARIA DE JESUS       802841  200   2   Viudo(a)     73    0    01/07/1931   26/02/1990
770  AVA     20.132.940  MEDINA DE RODRIGUEZ MARIA RAFAELA         803655  200   2   Viudo(a)     80    0    26/09/1923   01/01/1993
771  AVA     22.302.540  RODRIGUEZ DE CABRERA LUCIA ANTONIA        804786  200   2   Viudo(a)     82    0    17/01/1922   01/01/1997
772  AVA     28.898.919  RODRIGUEZ DE BARRIOS LUZ MERY             804882  200   2   Viudo(a)     50    0    03/06/1954   01/07/2000
773  AVA     20.178.175  RODRIGUEZ DE CARRENO ALIX                 804893  200   2   Viudo(a)     76    0    03/08/1927   01/09/2001
774  AVA     26.659.043  RODRIGUEZ NUNEZ BLANCO ILSE               804952  200   1   Viudo(a)     71    0    09/10/1932   01/11/2001
775  AVA     20.039.933  RODRIGUEZ DE PEREZ INES                   804963  200   2   Viudo(a)     74    0    28/11/1929   01/08/2002
776  AVA     13.842.885  RODRIGUEZ FLOREZ LUIS CARLOS              805921  200   1   Casado(a)    70    0    09/08/1933   30/04/1998
777  AVA     20.195.535  PRIETO DE RODRIGUEZ ANA BERTILDA          809270  200   2   Viudo(a)     73    0    23/07/1930   19/12/1982
778  AVA     21.214.998  ROJAS DE PINEROS MARIA DEL CARMEN         821402  200   2   Viudo(a)     70    0    11/05/1934   03/11/1993
779  AVA     22.681.125  ROLONG DIAZ ADRIANA MARIA DE              824806  200   2   Viudo(a)     81    0    26/08/1922   08/05/1991
780  AVA     22.272.890  RUBIO CORTES SOLPERLY MARIA               834831  200   2   Viudo(a)     75    0    31/08/1928   28/10/1993
781  AVA     22.259.713  REGUILLO DE LA ROSA ELVIA                 835144  200   2   Union libre  77    0    26/10/1926   16/05/1980
782  AVA     22.352.403  ARMENTA DE RUIZ CARMEN                    840103  200   2   Viudo(a)     88    0    24/08/1915   16/11/1972
783  AVA     24.238.114  RUIZ DE GARRIDO MARIA OLGA                841061  200   2   Viudo(a)     78    0    26/04/1926   01/08/2001
784  AVA     22.261.061  SAAVEDRA DE FERIA VENUS ALIX              845714  200   2   Viudo(a)     68    0    20/03/1936   01/01/1999
785  AVA     41.613.257  SAENZ DE ROA MARIA LOURDES                846716  200   2   Viudo(a)     55    0    10/06/1949   01/04/2002
786  AVA     22.343.299  PALENCIA DE SALAS ESCOLASTICA SOFIA       849343  200   2   Viudo(a)     62    0    10/02/1942   21/04/1981
787  AVA     22.292.858  NORIEGA DE SALCEDO ELSA ESTHER            852460  200   2   Viudo(a)     60    0    11/01/1944   27/12/1984
788  AVA     22.375.836  SALTARIN DE MURILLO MARIA BARTOLA         856413  200   2   Viudo(a)     58    0    30/04/1946   01/08/1997
789  AVA     20.043.300  CARRASCAL DE SANCHEZ ELVIA                860856  200   2   Viudo(a)     82    0    29/01/1922   07/01/1971
790  AVA     26.531.030  SANCHEZ SANCHEZ ROSA ELVIRA               866736  200   2   Viudo(a)     73    0    04/11/1930   12/12/1991
791  AVA     32.412.356  SANCHEZ USMA ANGELA ROCIO                 867274  200   2   Viudo(a)     57    0    29/12/1946   01/06/1998
792  AVA     12.258.579  SANDOVAL DE CANTILLO MAGDALENA ESTHER     868722  200   2   Viudo(a)     75    0    25/10/1928   01/01/1999
793  AVA     27.924.401  SANTOS DE HIGUERA ANA LUCIA               874451  200   2   Viudo(a)     78    0    17/09/1925   01/04/2002
794  AVA     22.266.281  FALQUEZ DE SAUCEDO AURISTELA              878651  200   2   Viudo(a)     75    0    03/10/1928   20/11/1980
795  AVA     22.269.844  SCHNURBUSCH DE SIERRA GERDA               879141  200   2   Viudo(a)     79    0    21/10/1924   01/05/2003
796  AVA     22.281.856  NU|EZ DE SERIES VICTORIA CATALINA         881554  200   2   Viudo(a)     90    0    27/09/1913   23/07/1988
797  AVA     72.241.111  SIERRA OJEDA JULIO CESAR                  887386  200   1   Soltero(a)   50    0    23/10/1953   01/08/1997
798  AVA     22.252.011  SILVA SOLANO OLGA DE                      890190  200   2   Viudo(a)     81    0    22/04/1923   01/02/1995
799  AVA     22.373.841  SILVA PEREZ FANNY ESTHER                  890746  200   2   Viudo(a)     56    0    28/08/1947   10/07/1999
800  AVA     22.380.367  SOLANO DE ANGULO MARIA DEL CARMEN         892555  200   2   Viudo(a)     76    0    07/05/1928   20/06/1999
801  AVA     20.216.504  SUESCUN FRANCO MARIA GILMA DE             904050  200   2   Viudo(a)     75    0    12/02/1929   18/01/1995
802  AVA     20.101.054  TAPIAS CARLIER MARIA DEL ROSARIO          907653  200   2   Viudo(a)     77    0    01/03/1927   01/03/1995
803  AVA     22.751.120  LASTRA VDA DE TIRADO DELFINA MARIA        913091  200   2   Viudo(a)     84    0    27/06/1920   26/10/1978
804  AVA     41.541.384  TORO DE WILD MYRIAM                       914583  200   2   Viudo(a)     65    0    25/11/1938   01/09/2001
805  AVA     33.173.531  TORRES RIVERA ANAIS MARIA                 924232  200   2   Viudo(a)     53    0    21/06/1951   05/03/1997
806  AVA     23.165.851  TOUS DE GONZALEZ JULIA MERCEDES           925584  200   2   Viudo(a)     72    0    14/02/1932   01/05/2003
807  AVA     22.255.362  SALCEDO DE TURBAY FROYLA                  932816  200   2   Viudo(a)     77    0    07/06/1927   01/08/1995
808  AVA     41.536.691  URIBE SORSABEL                            935395  200   2   Viudo(a)     54    0    07/08/1949   01/04/1997
809  AVA     22.369.973  URQUIJO DE MERCADO CAROLA ISABEL          937742  200   2   Viudo(a)     59    0    08/10/1944   01/07/2003
810  AVA     22.552.002  MALDONADO DE UTRIA ANATOLIA               939610  200   2   Viudo(a)     88    0    25/10/1915   05/10/1976
811  AVA     29.024.150  MANCILLA DE VALENCIA FRANCISCA ANTONIA    943865  200   2   Viudo(a)     76    0    27/11/1927   27/02/1988
812  AVA     22.525.827  VALERA DE BLANCO MARIA DEL CARMEN         944403  200   2   Viudo(a)     78    0    12/05/1926   01/07/2001
813  AVA     22.286.909  VALLE GOMEZ GLORIA ESTELA                 944941  200   2   Viudo(a)     65    0    04/08/1938   30/04/1998
814  AVA     22.680.223  SALAZAR DE VARELO ANA                     949476  200   2   Viudo(a)     82    0    12/10/1921   07/05/1990
815  AVA     29.046.737  VARGAS DE RODRIGUEZ MARIA OLIVA           951053  200   2   Viudo(a)     68    0    26/01/1936   01/03/2002
816  AVA     22.309.998  VARGAS DE RAMIREZ DILIA MARIA             951440  200   2   Viudo(a)     85    0    31/08/1918   01/11/1998
817  AVA     20.057.436  ABONDANO DE VARGAS LEONOR                 951683  200   2   Viudo(a)     73    0    22/11/1930   21/04/1975
818  AVA     24.565.937  VARGAS MARIN MARIA RUTH                   953282  200   2   Viudo(a)     68    0    24/09/1935   04/12/1987
819  AVA     22.316.307  LAZCARRO DE VARGAS MARIA                  954741  200   2   Viudo(a)     95    0    31/12/1908   27/04/1987
820  AVA     22.330.126  VASQUEZ DE CORTES MARIA ROSALBA           957294  200   2   Viudo(a)     83    0    16/07/1920   01/07/1997
821  AVA  5.158.046.225  VASCONEZ GARCES MARIA TERESA              958650  200   2   Viudo(a)           0    16/10/1932   03/12/1990
822  AVA     22.275.778  VEGA GOMEZ GEORGINA                       959162  200   2   Viudo(a)     73    0    01/01/1931   31/01/1987
823  AVA     29.031.663  VILLALBA DE VELASCO TERESA EMILIA         961203  200   2   Viudo(a)     72    0    06/01/1932   09/04/1982
824  AVA     41.448.208  VELASCO VELASCO CLARA EUGENIA             961225  200   2   Soltero(a)   56    0    23/03/1948   29/04/1999
825  AVA     41.492.675  VELASCO VALBUENA ROSALBA                  961914  200   2   Viudo(a)     57    0    17/12/1946   08/03/1999
826  AVA     22.283.197  VALBUENA DE VARGAS OTILIA SOFIA           961936  200   2   Viudo(a)     77    0    24/07/1926   05/02/1999
827  AVA     70.035.475  VELASQUEZ ARANGO GUSTAVO DE JESUS         962010  200   1   Soltero(a)   52    0    29/08/1951   01/07/2001
828  AVA     22.262.445  VELASQUEZ CASTANO MARIA SOLEDA            962371  200   2   Viudo(a)     77    0    09/07/1926   01/01/1996
829  AVA     22.290.364  VELASQUEZ MERCADO OFELIA                  962732  200   2   Viudo(a)     92    0    26/02/1912   01/08/1995
830  AVA     21.300.497  VELASQUEZ CADAVID LETICIA DE              963550  200   2   Viudo(a)     82    0    12/05/1922   15/06/1993
831  AVA     27.577.646  VERGEL PCHECO MARIA MARGARITA             969706  200   2   Viudo(a)     73    0    04/11/1930   01/06/1994
832  AVA     20.177.694  KREUTLER DE VILLAFRA DORAYNE              975660  200   2   Viudo(a)     74    0    19/09/1929   13/01/1982
833  AVA     22.680.661  MIRANDA DE VILLARREA GEORGINA             982111  200   2   Viudo(a)     72    0    01/05/1932   02/02/1978
834  AVA     22.257.617  VIZCAINO SOLANO ZOILA CARMEN DE           986020  200   2   Viudo(a)     74    0    18/10/1929   24/03/1992
835  AVA     22.291.730  TOVIO DE WEEBER MARTHA CECILIA            987302  200   2   Viudo(a)     65    0    09/01/1939   25/11/1986
836  AVA     22.312.276  XIQUES DE JIMENEZ CARMEN                  988374  200   2   Viudo(a)     87    0    17/12/1916   02/10/2000
837  AVA     27.165.894  YELA ROSAURA                              989671  200   2   Soltero(a)   70    0    31/12/1933   01/02/2002
838  AVA     21.302.608  YEPES DE LUNA FABIOLA                     989855  200   2   Viudo(a)     73    0    06/05/1931   01/10/2000
839  AVA     22.294.533  FUSZ DE ZALA ROSA MARGARITA               991944  200   2   Viudo(a)     92    0    27/07/1911   27/11/1982
840  AVA     22.271.182  LOMBANA DE MARTINEZ MARINA ESTHER         558585  200   2   Viudo(a)     85    0    03/08/1918   06/06/1980
841  AVA     27.996.995  SERRANO DE TOVAR ENRIQUETA                882534  200   2   Viudo(a)           0    03/11/1930   01/02/2004
842  AVA     20.014.051  ONOFRE DE FONSECA NERY                  20014051  200   2   Viudo(a)           0    03/03/1927   01/03/2004
843  AVA     20.140.855  SOTO DE LOPEZ CARMEN ROSA               20140855  200   2   Viudo(a)           0    18/04/1925   01/02/2004
844  AVA     20.537.855  GALINDO DE CAIPA ANA ISABEL             20537855  200   2   Viudo(a)           0    27/04/1930   01/03/2004
845  AVA     22.323.733  VIGGIANO VDA DE AMAY RHINA                 33541  210   2   Viudo(a)     65    0    04/04/1939   04/10/1982

761  AVA     20.184.995  MOYA DE RIVERA GLADYS                   BENEFICIARIA TIERRA EMPRESA      529.805    68.673.208   -     -
762  AVA          2.068  AMAU VDA DE RIZO ANGELICA               BENEFICIARIA TIERRA EMPRESA      534.806    22.125.564   -     -
763  AVA     22.280.124  ROA DE CARRILLO JUANA MINERVA           BENEFICIARIA TIERRA EMPRESA      363.088    40.555.288   -     -
764  AVA     22.255.541  SARMIENTO VDA DE ROA TELMA              BENEFICIARIA TIERRA EMPRESA      396.571    21.036.070   -     -
765  AVA     29.086.788  ROSAS DE ROA CARMEN AMELIA              BENEFICIARIA TIERRA EMPRESA      369.965    47.954.784   -     -
766  AVA     22.353.974  ROBLES DE DE LA HOZ BELIA ESTHER        BENEFICIARIA TIERRA EMPRESA      332.000    47.459.156   -     -
767  AVA     22.261.290  GONZALEZ DE ROCHA CARMEN                BENEFICIARIA TIERRA EMPRESA      369.965    36.476.592   -     -
768  AVA     22.508.005  ROCHA DE JURADO ADELA ISABEL            BENEFICIARIA TIERRA EMPRESA      605.780    62.344.132   -     -
769  AVA     20.225.579  BELTRAN DE RODRIGUEZ MARIA DE JESUS     BENEFICIARIA TIERRA EMPRESA      369.965    44.664.264   -     -
770  AVA     20.132.940  MEDINA DE RODRIGUEZ MARIA RAFAELA       BENEFICIARIA TIERRA EMPRESA      369.961    33.345.090   -     -
771  AVA     22.302.540  RODRIGUEZ DE CABRERA LUCIA ANTONIA      BENEFICIARIA TIERRA EMPRESA      451.460    36.997.004   -     -
772  AVA     28.898.919  RODRIGUEZ DE BARRIOS LUZ MERY           BENEFICIARIA TIERRA EMPRESA      363.088    78.811.472   -     -
773  AVA     20.178.175  RODRIGUEZ DE CARRENO ALIX               BENEFICIARIA TIERRA EMPRESA    1.544.861   165.739.024   -     -
774  AVA     26.659.043  RODRIGUEZ NUNEZ BLANCO ILSE             BENEFICIARIA TIERRA EMPRESA      363.088    44.786.024   -     -
775  AVA     20.039.933  RODRIGUEZ DE PEREZ INES                 BENEFICIARIA TIERRA EMPRESA    1.052.920   122.385.488   -     -
776  AVA     13.842.885  RODRIGUEZ FLOREZ LUIS CARLOS            BENEFICIARIA TIERRA EMPRESA      464.485    59.327.544   -     -
777  AVA     20.195.535  PRIETO DE RODRIGUEZ ANA BERTILDA        BENEFICIARIA TIERRA EMPRESA      540.369    65.236.396   -     -
778  AVA     21.214.998  ROJAS DE PINEROS MARIA DEL CARMEN       BENEFICIARIA TIERRA EMPRESA      369.961    49.595.232   -     -
779  AVA     22.681.125  ROLONG DIAZ ADRIANA MARIA DE            BENEFICIARIA TIERRA EMPRESA      400.225    34.419.824   -     -
780  AVA     22.272.890  RUBIO CORTES SOLPERLY MARIA             BENEFICIARIA TIERRA EMPRESA      369.965    41.323.416   -     -
781  AVA     22.259.713  REGUILLO DE LA ROSA ELVIA               BENEFICIARIA TIERRA EMPRESA      369.965    38.075.120   -     -
782  AVA     22.352.403  ARMENTA DE RUIZ CARMEN                  BENEFICIARIA TIERRA EMPRESA      465.468    27.749.300   -     -
783  AVA     24.238.114  RUIZ DE GARRIDO MARIA OLGA              BENEFICIARIA TIERRA EMPRESA      420.527    41.461.736   -     -
784  AVA     22.261.061  SAAVEDRA DE FERIA VENUS ALIX            BENEFICIARIA TIERRA EMPRESA      363.087    51.903.020   -     -
785  AVA     41.613.257  SAENZ DE ROA MARIA LOURDES              BENEFICIARIA TIERRA EMPRESA      572.409   113.901.512   -     -
786  AVA     22.343.299  PALENCIA DE SALAS ESCOLASTICA SOFIA     BENEFICIARIA TIERRA EMPRESA      525.858    89.330.944   -     -
787  AVA     22.292.858  NORIEGA DE SALCEDO ELSA ESTHER          BENEFICIARIA TIERRA EMPRESA      481.495    86.017.296   -     -
788  AVA     22.375.836  SALTARIN DE MURILLO MARIA BARTOLA       BENEFICIARIA TIERRA EMPRESA      433.404    81.071.120   -     -
789  AVA     20.043.300  CARRASCAL DE SANCHEZ ELVIA              BENEFICIARIA TIERRA EMPRESA      674.158    55.247.032   -     -
790  AVA     26.531.030  SANCHEZ SANCHEZ ROSA ELVIRA             BENEFICIARIA TIERRA EMPRESA      371.302    44.825.672   -     -
791  AVA     32.412.356  SANCHEZ USMA ANGELA ROCIO               BENEFICIARIA TIERRA EMPRESA      475.008    90.784.480   -     -
792  AVA     12.258.579  SANDOVAL DE CANTILLO MAGDALENA ESTHER   BENEFICIARIA TIERRA EMPRESA      363.134    40.560.424   -     -
793  AVA     27.924.401  SANTOS DE HIGUERA ANA LUCIA             BENEFICIARIA TIERRA EMPRESA      653.039    64.386.188   -     -
794  AVA     22.266.281  FALQUEZ DE SAUCEDO AURISTELA            BENEFICIARIA TIERRA EMPRESA      832.809    93.021.000   -     -
795  AVA     22.269.844  SCHNURBUSCH DE SIERRA GERDA             BENEFICIARIA TIERRA EMPRESA      363.088    34.250.636   -     -
796  AVA     22.281.856  NU|EZ DE SERIES VICTORIA CATALINA       BENEFICIARIA TIERRA EMPRESA    1.550.383    82.239.920   -     -
797  AVA     72.241.111  SIERRA OJEDA JULIO CESAR                BENEFICIARIA TIERRA EMPRESA      481.656   101.429.096   -     -
798  AVA     22.252.011  SILVA SOLANO OLGA DE                    BENEFICIARIA TIERRA EMPRESA      765.826    65.861.948   -     -
799  AVA     22.373.841  SILVA PEREZ FANNY ESTHER                BENEFICIARIA TIERRA EMPRESA      363.079    70.835.552   -     -
800  AVA     22.380.367  SOLANO DE ANGULO MARIA DEL CARMEN       BENEFICIARIA TIERRA EMPRESA      363.088    38.953.572   -     -
801  AVA     20.216.504  SUESCUN FRANCO MARIA GILMA DE           BENEFICIARIA TIERRA EMPRESA      678.738    75.811.968   -     -
802  AVA     20.101.054  TAPIAS CARLIER MARIA DEL ROSARIO        BENEFICIARIA TIERRA EMPRESA      394.077    40.556.616   -     -
803  AVA     22.751.120  LASTRA VDA DE TIRADO DELFINA MARIA      BENEFICIARIA TIERRA EMPRESA      473.707    35.103.824   -     -
804  AVA     41.541.384  TORO DE WILD MYRIAM                     BENEFICIARIA TIERRA EMPRESA    1.681.276   262.925.712   -     -
805  AVA     33.173.531  TORRES RIVERA ANAIS MARIA               BENEFICIARIA TIERRA EMPRESA      481.153    99.359.488   -     -
806  AVA     23.165.851  TOUS DE GONZALEZ JULIA MERCEDES         BENEFICIARIA TIERRA EMPRESA    1.288.465   161.291.760   -     -
807  AVA     22.255.362  SALCEDO DE TURBAY FROYLA                BENEFICIARIA TIERRA EMPRESA      582.823    59.981.500   -     -
808  AVA     41.536.691  URIBE SORSABEL                          BENEFICIARIA TIERRA EMPRESA    1.130.828   229.319.280   -     -
809  AVA     22.369.973  URQUIJO DE MERCADO CAROLA ISABEL        BENEFICIARIA TIERRA EMPRESA      363.088    66.407.828   -     -
810  AVA     22.552.002  MALDONADO DE UTRIA ANATOLIA             BENEFICIARIA TIERRA EMPRESA      369.965    22.055.804   -     -
811  AVA     29.024.150  MANCILLA DE VALENCIA FRANCISCA ANTONIA  BENEFICIARIA TIERRA EMPRESA      369.961    39.690.936   -     -
812  AVA     22.525.827  VALERA DE BLANCO MARIA DEL CARMEN       BENEFICIARIA TIERRA EMPRESA      332.000    32.733.442   -     -
813  AVA     22.286.909  VALLE GOMEZ GLORIA ESTELA               BENEFICIARIA TIERRA EMPRESA      363.088    56.781.384   -     -
814  AVA     22.680.223  SALAZAR DE VARELO ANA                   BENEFICIARIA TIERRA EMPRESA      369.961    30.318.186   -     -
815  AVA     29.046.737  VARGAS DE RODRIGUEZ MARIA OLIVA         BENEFICIARIA TIERRA EMPRESA      462.619    66.131.048   -     -
816  AVA     22.309.998  VARGAS DE RAMIREZ DILIA MARIA           BENEFICIARIA TIERRA EMPRESA      457.374    32.165.306   -     -
817  AVA     20.057.436  ABONDANO DE VARGAS LEONOR               BENEFICIARIA TIERRA EMPRESA      553.400    66.809.572   -     -
818  AVA     24.565.937  VARGAS MARIN MARIA RUTH                 BENEFICIARIA TIERRA EMPRESA      369.961    52.885.652   -     -
819  AVA     22.316.307  LAZCARRO DE VARGAS MARIA                BENEFICIARIA TIERRA EMPRESA      387.381    15.016.723   -     -
820  AVA     22.330.126  VASQUEZ DE CORTES MARIA ROSALBA         BENEFICIARIA TIERRA EMPRESA      508.886    39.683.680   -     -
821  AVA  5.158.046.225  VASCONEZ GARCES MARIA TERESA            BENEFICIARIA TIERRA EMPRESA
822  AVA     22.275.778  VEGA GOMEZ GEORGINA                     BENEFICIARIA TIERRA EMPRESA      369.965    44.664.264   -     -
823  AVA     29.031.663  VILLALBA DE VELASCO TERESA EMILIA       BENEFICIARIA TIERRA EMPRESA      369.965    46.312.712   -     -
824  AVA     41.448.208  VELASCO VELASCO CLARA EUGENIA           BENEFICIARIA TIERRA EMPRESA      692.014   135.009.712   -     -
825  AVA     41.492.675  VELASCO VALBUENA ROSALBA                BENEFICIARIA TIERRA EMPRESA      363.079    69.392.392   -     -
826  AVA     22.283.197  VALBUENA DE VARGAS OTILIA SOFIA         BENEFICIARIA TIERRA EMPRESA      363.088    37.367.368   -     -
827  AVA     70.035.475  VELASQUEZ ARANGO GUSTAVO DE JESUS       BENEFICIARIA TIERRA EMPRESA      395.532    80.395.640   -     -
828  AVA     22.262.445  VELASQUEZ CASTANO MARIA SOLEDA          BENEFICIARIA TIERRA EMPRESA      562.681    57.908.572   -     -
829  AVA     22.290.364  VELASQUEZ MERCADO OFELIA                BENEFICIARIA TIERRA EMPRESA      406.653    19.094.682   -     -
830  AVA     21.300.497  VELASQUEZ CADAVID LETICIA DE            BENEFICIARIA TIERRA EMPRESA      369.965    30.318.514   -     -
831  AVA     27.577.646  VERGEL PCHECO MARIA MARGARITA           BENEFICIARIA TIERRA EMPRESA    1.735.745   209.548.944   -     -
832  AVA     20.177.694  KREUTLER DE VILLAFRA DORAYNE            BENEFICIARIA TIERRA EMPRESA      383.722    44.601.684   -     -
833  AVA     22.680.661  MIRANDA DE VILLARREA GEORGINA           BENEFICIARIA TIERRA EMPRESA      582.598    72.930.392   -     -
834  AVA     22.257.617  VIZCAINO SOLANO ZOILA CARMEN DE         BENEFICIARIA TIERRA EMPRESA      838.136    97.420.208   -     -
835  AVA     22.291.730  TOVIO DE WEEBER MARTHA CECILIA          BENEFICIARIA TIERRA EMPRESA      710.404   111.096.272   -     -
836  AVA     22.312.276  XIQUES DE JIMENEZ CARMEN                BENEFICIARIA TIERRA EMPRESA      465.449    29.359.392   -     -
837  AVA     27.165.894  YELA ROSAURA                            BENEFICIARIA TIERRA EMPRESA      501.125    67.178.456   -     -
838  AVA     21.302.608  YEPES DE LUNA FABIOLA                   BENEFICIARIA TIERRA EMPRESA      349.122    42.147.976   -     -
839  AVA     22.294.533  FUSZ DE ZALA ROSA MARGARITA             BENEFICIARIA TIERRA EMPRESA      414.622    19.468.870   -     -
840  AVA     22.271.182  LOMBANA DE MARTINEZ MARINA ESTHER       BENEFICIARIA TIERRA EMPRESA      405.426    28.512.008   -     -
841  AVA     27.996.995  SERRANO DE TOVAR ENRIQUETA              BENEFICIARIA TIERRA EMPRESA
842  AVA     20.014.051  ONOFRE DE FONSECA NERY                  BENEFICIARIA TIERRA EMPRESA
843  AVA     20.140.855  SOTO DE LOPEZ CARMEN ROSA               BENEFICIARIA TIERRA EMPRESA
844  AVA     20.537.855  GALINDO DE CAIPA ANA ISABEL             BENEFICIARIA TIERRA EMPRESA
845  AVA     22.323.733  VIGGIANO VDA DE AMAY RHINA              BENEFICIARIA VUELO EMPRESA     1.878.831   293.820.320   -     -

761  AVA     20.184.995  MOYA DE RIVERA GLADYS                     68.673.208      -     -      -       -        68.673.208
762  AVA          2.068  AMAU VDA DE RIZO ANGELICA                 22.125.564      -     -      -       -        22.125.564
763  AVA     22.280.124  ROA DE CARRILLO JUANA MINERVA             40.555.288      -     -      -       -        40.555.288
764  AVA     22.255.541  SARMIENTO VDA DE ROA TELMA                21.036.070      -     -      -       -        21.036.070
765  AVA     29.086.788  ROSAS DE ROA CARMEN AMELIA                47.954.784      -     -      -       -        47.954.784
766  AVA     22.353.974  ROBLES DE DE LA HOZ BELIA ESTHER          47.459.156      -     -      -       -        47.459.156
767  AVA     22.261.290  GONZALEZ DE ROCHA CARMEN                  36.476.592      -     -      -       -        36.476.592
768  AVA     22.508.005  ROCHA DE JURADO ADELA ISABEL              62.344.132      -     -      -       -        62.344.132
769  AVA     20.225.579  BELTRAN DE RODRIGUEZ MARIA DE JESUS       44.664.264      -     -      -       -        44.664.264
770  AVA     20.132.940  MEDINA DE RODRIGUEZ MARIA RAFAELA         33.345.090      -     -      -       -        33.345.090
771  AVA     22.302.540  RODRIGUEZ DE CABRERA LUCIA ANTONIA        36.997.004      -     -      -       -        36.997.004
772  AVA     28.898.919  RODRIGUEZ DE BARRIOS LUZ MERY             78.811.472      -     -      -       -        78.811.472
773  AVA     20.178.175  RODRIGUEZ DE CARRENO ALIX                165.739.024      -     -      -       -       165.739.024
774  AVA     26.659.043  RODRIGUEZ NUNEZ BLANCO ILSE               44.786.024      -     -      -       -        44.786.024
775  AVA     20.039.933  RODRIGUEZ DE PEREZ INES                  122.385.488      -     -      -       -       122.385.488
776  AVA     13.842.885  RODRIGUEZ FLOREZ LUIS CARLOS              59.327.544      -     -      -       -        59.327.544
777  AVA     20.195.535  PRIETO DE RODRIGUEZ ANA BERTILDA          65.236.396      -     -      -       -        65.236.396
778  AVA     21.214.998  ROJAS DE PINEROS MARIA DEL CARMEN         49.595.232      -     -      -       -        49.595.232
779  AVA     22.681.125  ROLONG DIAZ ADRIANA MARIA DE              34.419.824      -     -      -       -        34.419.824
780  AVA     22.272.890  RUBIO CORTES SOLPERLY MARIA               41.323.416      -     -      -       -        41.323.416
781  AVA     22.259.713  REGUILLO DE LA ROSA ELVIA                 38.075.120      -     -      -       -        38.075.120
782  AVA     22.352.403  ARMENTA DE RUIZ CARMEN                    27.749.300      -     -      -       -        27.749.300
783  AVA     24.238.114  RUIZ DE GARRIDO MARIA OLGA                41.461.736      -     -      -       -        41.461.736
784  AVA     22.261.061  SAAVEDRA DE FERIA VENUS ALIX              51.903.020      -     -      -       -        51.903.020
785  AVA     41.613.257  SAENZ DE ROA MARIA LOURDES               113.901.512      -     -      -       -       113.901.512
786  AVA     22.343.299  PALENCIA DE SALAS ESCOLASTICA SOFIA       89.330.944      -     -      -       -        89.330.944
787  AVA     22.292.858  NORIEGA DE SALCEDO ELSA ESTHER            86.017.296      -     -      -       -        86.017.296
788  AVA     22.375.836  SALTARIN DE MURILLO MARIA BARTOLA         81.071.120      -     -      -       -        81.071.120
789  AVA     20.043.300  CARRASCAL DE SANCHEZ ELVIA                55.247.032      -     -      -       -        55.247.032
790  AVA     26.531.030  SANCHEZ SANCHEZ ROSA ELVIRA               44.825.672      -     -      -       -        44.825.672
791  AVA     32.412.356  SANCHEZ USMA ANGELA ROCIO                 90.784.480      -     -      -       -        90.784.480
792  AVA     12.258.579  SANDOVAL DE CANTILLO MAGDALENA ESTHER     40.560.424      -     -      -       -        40.560.424
793  AVA     27.924.401  SANTOS DE HIGUERA ANA LUCIA               64.386.188      -     -      -       -        64.386.188
794  AVA     22.266.281  FALQUEZ DE SAUCEDO AURISTELA              93.021.000      -     -      -       -        93.021.000
795  AVA     22.269.844  SCHNURBUSCH DE SIERRA GERDA               34.250.636      -     -      -       -        34.250.636
796  AVA     22.281.856  NU|EZ DE SERIES VICTORIA CATALINA         82.239.920      -     -      -       -        82.239.920
797  AVA     72.241.111  SIERRA OJEDA JULIO CESAR                 101.429.096      -     -      -       -       101.429.096
798  AVA     22.252.011  SILVA SOLANO OLGA DE                      65.861.948      -     -      -       -        65.861.948
799  AVA     22.373.841  SILVA PEREZ FANNY ESTHER                  70.835.552      -     -      -       -        70.835.552
800  AVA     22.380.367  SOLANO DE ANGULO MARIA DEL CARMEN         38.953.572      -     -      -       -        38.953.572
801  AVA     20.216.504  SUESCUN FRANCO MARIA GILMA DE             75.811.968      -     -      -       -        75.811.968
802  AVA     20.101.054  TAPIAS CARLIER MARIA DEL ROSARIO          40.556.616      -     -      -       -        40.556.616
803  AVA     22.751.120  LASTRA VDA DE TIRADO DELFINA MARIA        35.103.824      -     -      -       -        35.103.824
804  AVA     41.541.384  TORO DE WILD MYRIAM                      262.925.712      -     -      -       -       262.925.712
805  AVA     33.173.531  TORRES RIVERA ANAIS MARIA                 99.359.488      -     -      -       -        99.359.488
806  AVA     23.165.851  TOUS DE GONZALEZ JULIA MERCEDES          161.291.760      -     -      -       -       161.291.760
807  AVA     22.255.362  SALCEDO DE TURBAY FROYLA                  59.981.500      -     -      -       -        59.981.500
808  AVA     41.536.691  URIBE SORSABEL                           229.319.280      -     -      -       -       229.319.280
809  AVA     22.369.973  URQUIJO DE MERCADO CAROLA ISABEL          66.407.828      -     -      -       -        66.407.828
810  AVA     22.552.002  MALDONADO DE UTRIA ANATOLIA               22.055.804      -     -      -       -        22.055.804
811  AVA     29.024.150  MANCILLA DE VALENCIA FRANCISCA ANTONIA    39.690.936      -     -      -       -        39.690.936
812  AVA     22.525.827  VALERA DE BLANCO MARIA DEL CARMEN         32.733.442      -     -      -       -        32.733.442
813  AVA     22.286.909  VALLE GOMEZ GLORIA ESTELA                 56.781.384      -     -      -       -        56.781.384
814  AVA     22.680.223  SALAZAR DE VARELO ANA                     30.318.186      -     -      -       -        30.318.186
815  AVA     29.046.737  VARGAS DE RODRIGUEZ MARIA OLIVA           66.131.048      -     -      -       -        66.131.048
816  AVA     22.309.998  VARGAS DE RAMIREZ DILIA MARIA             32.165.306      -     -      -       -        32.165.306
817  AVA     20.057.436  ABONDANO DE VARGAS LEONOR                 66.809.572      -     -      -       -        66.809.572
818  AVA     24.565.937  VARGAS MARIN MARIA RUTH                   52.885.652      -     -      -       -        52.885.652
819  AVA     22.316.307  LAZCARRO DE VARGAS MARIA                  15.016.723      -     -      -       -        15.016.723
820  AVA     22.330.126  VASQUEZ DE CORTES MARIA ROSALBA           39.683.680      -     -      -       -        39.683.680
821  AVA  5.158.046.225  VASCONEZ GARCES MARIA TERESA
822  AVA     22.275.778  VEGA GOMEZ GEORGINA                       44.664.264      -     -      -       -        44.664.264
823  AVA     29.031.663  VILLALBA DE VELASCO TERESA EMILIA         46.312.712      -     -      -       -        46.312.712
824  AVA     41.448.208  VELASCO VELASCO CLARA EUGENIA            135.009.712      -     -      -       -       135.009.712
825  AVA     41.492.675  VELASCO VALBUENA ROSALBA                  69.392.392      -     -      -       -        69.392.392
826  AVA     22.283.197  VALBUENA DE VARGAS OTILIA SOFIA           37.367.368      -     -      -       -        37.367.368
827  AVA     70.035.475  VELASQUEZ ARANGO GUSTAVO DE JESUS         80.395.640      -     -      -       -        80.395.640
828  AVA     22.262.445  VELASQUEZ CASTANO MARIA SOLEDA            57.908.572      -     -      -       -        57.908.572
829  AVA     22.290.364  VELASQUEZ MERCADO OFELIA                  19.094.682      -     -      -       -        19.094.682
830  AVA     21.300.497  VELASQUEZ CADAVID LETICIA DE              30.318.514      -     -      -       -        30.318.514
831  AVA     27.577.646  VERGEL PCHECO MARIA MARGARITA            209.548.944      -     -      -       -       209.548.944
832  AVA     20.177.694  KREUTLER DE VILLAFRA DORAYNE              44.601.684      -     -      -       -        44.601.684
833  AVA     22.680.661  MIRANDA DE VILLARREA GEORGINA             72.930.392      -     -      -       -        72.930.392
834  AVA     22.257.617  VIZCAINO SOLANO ZOILA CARMEN DE           97.420.208      -     -      -       -        97.420.208
835  AVA     22.291.730  TOVIO DE WEEBER MARTHA CECILIA           111.096.272      -     -      -       -       111.096.272
836  AVA     22.312.276  XIQUES DE JIMENEZ CARMEN                  29.359.392      -     -      -       -        29.359.392
837  AVA     27.165.894  YELA ROSAURA                              67.178.456      -     -      -       -        67.178.456
838  AVA     21.302.608  YEPES DE LUNA FABIOLA                     42.147.976      -     -      -       -        42.147.976
839  AVA     22.294.533  FUSZ DE ZALA ROSA MARGARITA               19.468.870      -     -      -       -        19.468.870
840  AVA     22.271.182  LOMBANA DE MARTINEZ MARINA ESTHER         28.512.008      -     -      -       -        28.512.008
841  AVA     27.996.995  SERRANO DE TOVAR ENRIQUETA
842  AVA     20.014.051  ONOFRE DE FONSECA NERY
843  AVA     20.140.855  SOTO DE LOPEZ CARMEN ROSA
844  AVA     20.537.855  GALINDO DE CAIPA ANA ISABEL
845  AVA     22.323.733  VIGGIANO VDA DE AMAY RHINA               293.820.320      -     -      -       -       293.820.320

761  AVA     20.184.995  MOYA DE RIVERA GLADYS                      -     -      68.673.208      564.189      70.137.142
762  AVA          2.068  AMAU VDA DE RIZO ANGELICA                  -     -      22.125.564      569.515      22.089.061
763  AVA     22.280.124  ROA DE CARRILLO JUANA MINERVA              -     -      40.555.288      386.652      41.249.673
764  AVA     22.255.541  SARMIENTO VDA DE ROA TELMA                 -     -      21.036.070      422.309      21.076.134
765  AVA     29.086.788  ROSAS DE ROA CARMEN AMELIA                 -     -      47.954.784      393.976      48.977.120
766  AVA     22.353.974  ROBLES DE DE LA HOZ BELIA ESTHER           -     -      47.459.156      358.000      49.200.252
767  AVA     22.261.290  GONZALEZ DE ROCHA CARMEN                   -     -      36.476.592      393.976      36.992.105
768  AVA     22.508.005  ROCHA DE JURADO ADELA ISABEL               -     -      62.344.132      645.095      63.287.717
769  AVA     20.225.579  BELTRAN DE RODRIGUEZ MARIA DE JESUS        -     -      44.664.264      393.976      45.510.852
770  AVA     20.132.940  MEDINA DE RODRIGUEZ MARIA RAFAELA          -     -      33.345.090      393.972      33.747.552
771  AVA     22.302.540  RODRIGUEZ DE CABRERA LUCIA ANTONIA         -     -      36.997.004      480.760      37.366.728
772  AVA     28.898.919  RODRIGUEZ DE BARRIOS LUZ MERY              -     -      78.811.472      386.652      81.656.088
773  AVA     20.178.175  RODRIGUEZ DE CARRENO ALIX                  -     -     165.739.024    1.645.123     168.414.804
774  AVA     26.659.043  RODRIGUEZ NUNEZ BLANCO ILSE                -     -      44.786.024      386.652      45.697.915
775  AVA     20.039.933  RODRIGUEZ DE PEREZ INES                    -     -     122.385.488    1.121.255     124.524.684
776  AVA     13.842.885  RODRIGUEZ FLOREZ LUIS CARLOS               -     -      59.327.544      494.630      60.589.934
777  AVA     20.195.535  PRIETO DE RODRIGUEZ ANA BERTILDA           -     -      65.236.396      575.439      66.472.879
778  AVA     21.214.998  ROJAS DE PINEROS MARIA DEL CARMEN          -     -      49.595.232      393.972      50.698.321
779  AVA     22.681.125  ROLONG DIAZ ADRIANA MARIA DE               -     -      34.419.824      426.200      34.799.895
780  AVA     22.272.890  RUBIO CORTES SOLPERLY MARIA                -     -      41.323.416      393.976      42.031.032
781  AVA     22.259.713  REGUILLO DE LA ROSA ELVIA                  -     -      38.075.120      393.976      38.651.426
782  AVA     22.352.403  ARMENTA DE RUIZ CARMEN                     -     -      27.749.300      495.677      27.856.467
783  AVA     24.238.114  RUIZ DE GARRIDO MARIA OLGA                 -     -      41.461.736      447.819      42.047.658
784  AVA     22.261.061  SAAVEDRA DE FERIA VENUS ALIX               -     -      51.903.020      386.651      53.137.785
785  AVA     41.613.257  SAENZ DE ROA MARIA LOURDES                 -     -     113.901.512      609.558     117.666.474
786  AVA     22.343.299  PALENCIA DE SALAS ESCOLASTICA SOFIA        -     -      89.330.944      559.986      91.798.150
787  AVA     22.292.858  NORIEGA DE SALCEDO ELSA ESTHER             -     -      86.017.296      512.744      88.531.794
788  AVA     22.375.836  SALTARIN DE MURILLO MARIA BARTOLA          -     -      81.071.120      461.532      83.576.800
789  AVA     20.043.300  CARRASCAL DE SANCHEZ ELVIA                 -     -      55.247.032      717.911      55.799.122
790  AVA     26.531.030  SANCHEZ SANCHEZ ROSA ELVIRA                -     -      44.825.672      395.400      45.675.351
791  AVA     32.412.356  SANCHEZ USMA ANGELA ROCIO                  -     -      90.784.480      505.836      93.660.332
792  AVA     12.258.579  SANDOVAL DE CANTILLO MAGDALENA ESTHER      -     -      40.560.424      386.701      41.254.903
793  AVA     27.924.401  SANTOS DE HIGUERA ANA LUCIA                -     -      64.386.188      695.421      65.296.079
794  AVA     22.266.281  FALQUEZ DE SAUCEDO AURISTELA               -     -      93.021.000      886.858      94.613.770
795  AVA     22.269.844  SCHNURBUSCH DE SIERRA GERDA                -     -      34.250.636      386.652      34.699.469
796  AVA     22.281.856  NU|EZ DE SERIES VICTORIA CATALINA          -     -      82.239.920    1.651.003      82.396.450
797  AVA     72.241.111  SIERRA OJEDA JULIO CESAR                   -     -     101.429.096      512.916     104.973.102
798  AVA     22.252.011  SILVA SOLANO OLGA DE                       -     -      65.861.948      815.528      66.589.135
799  AVA     22.373.841  SILVA PEREZ FANNY ESTHER                   -     -      70.835.552      386.643      73.130.270
800  AVA     22.380.367  SOLANO DE ANGULO MARIA DEL CARMEN          -     -      38.953.572      386.652      39.582.402
801  AVA     20.216.504  SUESCUN FRANCO MARIA GILMA DE              -     -      75.811.968      722.788      77.110.094
802  AVA     20.101.054  TAPIAS CARLIER MARIA DEL ROSARIO           -     -      40.556.616      419.653      41.170.496
803  AVA     22.751.120  LASTRA VDA DE TIRADO DELFINA MARIA         -     -      35.103.824      504.451      35.382.710
804  AVA     41.541.384  TORO DE WILD MYRIAM                        -     -     262.925.712    1.790.391     269.687.672
805  AVA     33.173.531  TORRES RIVERA ANAIS MARIA                  -     -      99.359.488      512.380     102.767.718
806  AVA     23.165.851  TOUS DE GONZALEZ JULIA MERCEDES            -     -     161.291.760    1.372.086     164.556.016
807  AVA     22.255.362  SALCEDO DE TURBAY FROYLA                   -     -      59.981.500      620.648      60.889.322
808  AVA     41.536.691  URIBE SORSABEL                             -     -     229.319.280    1.204.219     237.045.060
809  AVA     22.369.973  URQUIJO DE MERCADO CAROLA ISABEL           -     -      66.407.828      386.652      68.406.813
810  AVA     22.552.002  MALDONADO DE UTRIA ANATOLIA                -     -      22.055.804      393.976      22.140.990
811  AVA     29.024.150  MANCILLA DE VALENCIA FRANCISCA ANTONIA     -     -      39.690.936      393.972      40.331.767
812  AVA     22.525.827  VALERA DE BLANCO MARIA DEL CARMEN          -     -      32.733.442      358.000      33.614.164
813  AVA     22.286.909  VALLE GOMEZ GLORIA ESTELA                  -     -      56.781.384      386.652      58.241.623
814  AVA     22.680.223  SALAZAR DE VARELO ANA                      -     -      30.318.186      393.972      30.621.196
815  AVA     29.046.737  VARGAS DE RODRIGUEZ MARIA OLIVA            -     -      66.131.048      492.643      67.704.357
816  AVA     22.309.998  VARGAS DE RAMIREZ DILIA MARIA              -     -      32.165.306      487.058      32.387.427
817  AVA     20.057.436  ABONDANO DE VARGAS LEONOR                  -     -      66.809.572      589.316      68.075.908
818  AVA     24.565.937  VARGAS MARIN MARIA RUTH                    -     -      52.885.652      393.972      54.143.918
819  AVA     22.316.307  LAZCARRO DE VARGAS MARIA                   -     -      15.016.723      412.522      14.982.836
820  AVA     22.330.126  VASQUEZ DE CORTES MARIA ROSALBA            -     -      39.683.680      541.913      40.039.249
821  AVA  5.158.046.225  VASCONEZ GARCES MARIA TERESA                                            393.976      48.977.120
822  AVA     22.275.778  VEGA GOMEZ GEORGINA                        -     -      44.664.264      393.976      45.510.852
823  AVA     29.031.663  VILLALBA DE VELASCO TERESA EMILIA          -     -      46.312.712      393.976      47.250.041
824  AVA     41.448.208  VELASCO VELASCO CLARA EUGENIA              -     -     135.009.712      736.926     139.383.352
825  AVA     41.492.675  VELASCO VALBUENA ROSALBA                   -     -      69.392.392      386.643      71.590.618
826  AVA     22.283.197  VALBUENA DE VARGAS OTILIA SOFIA            -     -      37.367.368      386.652      37.932.899
827  AVA     70.035.475  VELASQUEZ ARANGO GUSTAVO DE JESUS          -     -      80.395.640      421.202      83.111.862
828  AVA     22.262.445  VELASQUEZ CASTANO MARIA SOLEDA             -     -      57.908.572      599.199      58.785.043
829  AVA     22.290.364  VELASQUEZ MERCADO OFELIA                   -     -      19.094.682      433.045      19.096.481
830  AVA     21.300.497  VELASQUEZ CADAVID LETICIA DE               -     -      30.318.514      393.976      30.621.505
831  AVA     27.577.646  VERGEL PCHECO MARIA MARGARITA              -     -     209.548.944    1.848.395     213.520.700
832  AVA     20.177.694  KREUTLER DE VILLAFRA DORAYNE               -     -      44.601.684      408.626      45.381.310
833  AVA     22.680.661  MIRANDA DE VILLARREA GEORGINA              -     -      72.930.392      620.409      74.406.436
834  AVA     22.257.617  VIZCAINO SOLANO ZOILA CARMEN DE            -     -      97.420.208      892.531      99.122.982
835  AVA     22.291.730  TOVIO DE WEEBER MARTHA CECILIA             -     -     111.096.272      756.509     113.953.402
836  AVA     22.312.276  XIQUES DE JIMENEZ CARMEN                   -     -      29.359.392      495.657      29.501.406
837  AVA     27.165.894  YELA ROSAURA                               -     -      67.178.456      533.648      68.672.544
838  AVA     21.302.608  YEPES DE LUNA FABIOLA                      -     -      42.147.976      371.780      42.946.841
839  AVA     22.294.533  FUSZ DE ZALA ROSA MARGARITA                -     -      19.468.870      441.531      19.470.697
840  AVA     22.271.182  LOMBANA DE MARTINEZ MARINA ESTHER          -     -      28.512.008      431.738      28.708.867
841  AVA     27.996.995  SERRANO DE TOVAR ENRIQUETA                                              358.000      41.355.020
842  AVA     20.014.051  ONOFRE DE FONSECA NERY                                                2.552.585     250.424.020
843  AVA     20.140.855  SOTO DE LOPEZ CARMEN ROSA                                               426.832      38.305.359
844  AVA     20.537.855  GALINDO DE CAIPA ANA ISABEL                                             595.632      66.149.880
845  AVA     22.323.733  VIGGIANO VDA DE AMAY RHINA                 -     -     293.820.320    2.000.767     301.376.728

846  AVA     22.348.315  BARVO DE VEGA LIGIA                     91125  210   2   Viudo(a)    83   0   30/08/1920  19/03/2000
847  AVA     20.154.651  CASTRO CASTRO ANA LUCILA               201191  210   2   Viudo(a)    67   0   16/09/1936  01/02/1999
848  AVA     37.819.888  LIZARAZO VDA DE COLL LUDY              220566  210   2   Viudo(a)    51   0   12/02/1953  29/03/1979
849  AVA     41.421.197  CORREAL DE SANCHEZ NOHRA               236504  210   2   Viudo(a)    56   0   17/12/1947  01/11/2001
850  AVA     41.454.363  DIAZ PINZON MARTHA                     297662  210   2   Viudo(a)    55   0   11/05/1949  01/06/2000
851  AVA     20.033.114  ECHEVERRI DE VELEZ ROSAURA MARIA       312163  210   2   Viudo(a)    90   0   02/06/1914  01/10/1998
852  AVA     41.612.584  FIGUEROA MELO MARIA MARGARITA          338354  210   2   Viudo(a)    50   0   18/01/1954  13/05/1997
853  AVA     41.617.286  GARCIA BORJA MARIA TERESA DE JESUS     371652  210   2   Viudo(a)    50   0   30/09/1953  01/06/2001
854  AVA     41.346.509  PALACIOS DE GONZALEZ MARIA ESTHER      414271  210   2   Viudo(a)    58   0   13/12/1945  05/05/1980
855  AVA     22.329.502  LEMOS DE GUARIN MARGARITA              424130  210   2   Viudo(a)    81   0   11/07/1922  11/04/1982
856  AVA     22.383.478  SAMUDIO DE GUZMAN VERA                 440285  210   2   Viudo(a)    55   0   18/10/1948  05/11/1983
857  AVA     20.261.163  WARREN DE LAVERDE AMPARO               495670  210   2   Viudo(a)    73   0   19/09/1930  28/11/1983
858  AVA     20.281.410  LOGREIRA ARRAZOLA EDITH DEL CARMEN     505691  210   2   Viudo(a)    64   0   25/11/1939  01/10/1995
859  AVA     20.019.116  MAHECHA DE ROMERO MARIA HELENA         527623  210   2   Viudo(a)    75   0   24/04/1929  01/08/2003
860  AVA     22.298.662  DE CASTRO DE MARQUEZ GLORIA            542253  210   2   Viudo(a)    79   0   26/04/1925  26/08/1981
861  AVA     29.097.273  MONTOYA VICTORIA MARIA INES DE         606546  210   2   Viudo(a)    65   0   08/07/1938  13/12/1991
862  AVA     20.311.096  ORREGO DE RAMIREZ HORTENSIA            622185  210   2   Viudo(a)    62   0   24/10/1941  14/06/1999
863  AVA     27.951.005  ORTIZ DE MOYANO LUCILA                 622985  210   2   Viudo(a)    60   0   04/11/1943  26/01/1990
864  AVA         44.255  PAGNUTTI DE CAMACHO ESTHER             689732  210   2   Viudo(a)    71   0   01/08/1932  01/01/1997
865  AVA     20.195.754  ESTRADA DE PALACIOS NUBIA              691401  210   2   Viudo(a)    74   0   15/03/1930  28/11/1983
866  AVA     20.246.317  PORRAS DE GUTIERREZ LEONOR             739896  210   2   Viudo(a)         0   02/07/1940  01/11/2003
867  AVA     31.236.390  RAMIREZ ROSALBA                        769182  210   2   Viudo(a)    54   0   02/06/1950  28/08/1995
868  AVA     20.206.943  RODRIGUEZ BARROSO AMINTA DE            809314  210   2   Viudo(a)    73   0   21/12/1930  05/08/1992
869  AVA     20.116.756  SALGADO DE CASTRO ALBA                 854825  210   2   Viudo(a)    74   0   05/12/1929  01/04/2003
870  AVA     38.985.873  SCHNEIDER DE DELGADO INGRID ELISABETH  879351  210   2   Viudo(a)    57   0   08/03/1947  01/04/2003
871  AVA     20.519.222  SIERRA DE CANCINO CECILIA              885522  210   2   Viudo(a)    75   0   13/05/1929  01/05/2002
872  AVA     29.000.292  TENORIO GARCES RUTH                    910825  210   2   Viudo(a)    71   0   01/12/1932  01/02/2000
873  AVA          5.706  UCROS ORENGE JEANNE DE                 933590  210   2   Viudo(a)    81   0   22/11/1922  01/08/1994
874  AVA     20.160.562  NAVARRO DE VASQUEZ ANTONIA             956933  210   2   Viudo(a)    78   0   10/03/1926  19/01/1980
875  AVA     52.692.867  VENEGAS KLEIN MARIA CAROLINA           967120  210   2   Soltero(a)  25   0   02/06/1979  18/12/1993
876  AVA     22.300.714  SARMIENTO DE VI|AS LEDA VIRGINIA       984815  210   2   Viudo(a)    72   0   18/12/1931  07/12/1989
877  AVA     20.258.655  ZAPATA DE CABANZO ELBA DE BALVANERA    995562  210   2   Viudo(a)    65   0   10/09/1938  01/12/1996
878  AVA     20.195.010  ESTRADA DE ZOTA MARY                   997883  210   2   Viudo(a)    76   0   20/04/1928  28/11/1983
879  AVA     19.178.697  ACERO MEDINA JAIRO                       1816  300   1   Casado(a)   51   0   02/11/1952  01/06/1971
880  AVA     41.478.541  ACOSTA MARTINEZ ROSALBA                  6650  300   2   Casado(a)   54   0   08/07/1949  16/04/1969
881  AVA     19.085.975  AHUMADA AREVALO LAUREANO                14792  300   1   Casado(a)   54   0   04/07/1949  01/10/1969
882  AVA     41.585.452  ALBA LEMUS MELVA YOLANDA                17021  300   2   Casado(a)   51   0   16/06/1953  26/11/1973
883  AVA     21.066.315  ALVARADO ALVARADO MAURA ELISA           25045  300   2   Casado(a)   52   0   09/06/1952  07/02/1975
884  AVA      8.274.650  ALVAREZ RENDON GUSTAVO ALBERTO          30063  300   1   Casado(a)   57   0   22/02/1947  26/11/1970
885  AVA     19.103.085  AMAYA LIZARAZO ARISTIDES                33994  300   1   Casado(a)   54   0   04/02/1950  06/07/1971
886  AVA      8.293.570  ARANGO CADAVID LUIS ARTURO              44391  300   1   Casado(a)   55   0   19/03/1949  23/09/1974
887  AVA      7.457.882  ARAUJO AFRICANO RAMON ALBERTO           46270  300   1   Casado(a)   53   0   10/12/1950  09/06/1969
888  AVA     19.151.964  ARGUELLO RODRIGUEZ DANIEL JOSE          56604  300   1   Casado(a)   52   0   14/11/1951  19/11/1973
889  AVA     14.205.646  ASCENCIO LOZANO ADONAI                  67152  300   1   Casado(a)   54   0   26/07/1949  15/04/1971
890  AVA     19.056.984  BADILLO MARTINEZ JOSE VICENTE           72936  300   1   Casado(a)   55   0   10/10/1948  07/07/1969
891  AVA     70.051.567  BAHAMON JIMENEZ ALIRIO                  73695  300   1   Casado(a)   50   0   04/09/1953  29/05/1973
892  AVA     19.088.615  BARBOSA CIFUENTES ARMANDO               77873  300   1   Casado(a)   54   0   23/09/1949  28/09/1970
893  AVA     19.060.976  BEJARANO OSORIO GILBERTO                98416  300   1   Casado(a)   56   0   04/08/1947  17/05/1971
894  AVA     17.181.533  BELTRAN EFRAIN                         100693  300   1   Casado(a)   57   0   17/05/1947  04/04/1968
895  AVA     17.110.445  BELTRAN PARRA LUIS MIGUEL              102314  300   1   Casado(a)   60   0   17/06/1944  05/05/1969
896  AVA     19.191.763  BENJUMEA CELEMIN SAULO                 105803  300   1   Casado(a)   52   0   15/06/1952  16/03/1971
897  AVA     19.062.568  BOHORQUEZ RAMIREZ MIGUEL               120595  300   1   Union libre 55   0   20/12/1948  10/07/1969
898  AVA     17.180.340  BONILLA SARMIENTO ALVARO               124423  300   1   Casado(a)   56   0   15/09/1947  13/04/1970
899  AVA      3.487.831  BUSTAMANTE ZULETA ANTONIO JOSE         139182  300   1   Soltero(a)  57   0   10/03/1947  16/07/1968
900  AVA     19.072.877  CAGUA RODRIGUEZ JOSE MEDARDO           147965  300   1   Casado(a)   55   0   09/05/1949  04/08/1971
901  AVA      5.567.949  CAMACHO PATINO JORGE ARTURO            158266  300   1   Casado(a)   56   0   17/10/1947  13/10/1970
902  AVA     11.332.163  CARDENAS MEDINA LUIS ALFONSO           173176  300   1   Casado(a)   53   0   10/05/1951  16/12/1975
903  AVA      7.429.573  CARRENO BENITEZ IVAN                   181333  300   1   Casado(a)   58   0   25/07/1945  19/05/1969
904  AVA      1.068.338  CASTANEDA MENDIVELSO JESUS             189641  300   1   Soltero(a)  58   0   26/08/1945  16/12/1968
905  AVA     17.161.060  CASTIBLANCO ROBAYO JOSE HORACIO        195381  300   1   Casado(a)   57   0   13/01/1947  25/03/1968
906  AVA      7.446.699  CASTRO GUEVARA JORGE ELIECER           202241  300   1   Casado(a)   56   0   15/06/1948  01/04/1971
907  AVA     17.129.160  CEBALLOS GIRALDO ALIRIO DE JESUS       206975  300   1   Casado(a)   58   0   10/09/1945  07/11/1968
908  AVA      8.270.083  CEBALLOS ZAPATA JAIME                  207465  300   1   Casado(a)   57   0   22/09/1946  02/11/1971
909  AVA     20.408.486  CEPEDA GARZON LUZ MARINA               208762  300   2   Soltero(a)  48   0   11/08/1955  20/08/1973
910  AVA     41.533.490  CESPEDES ALDANA MARIA ROSA             214653  300   2   Soltero(a)  52   0   12/02/1952  12/07/1971
911  AVA     41.607.646  CORREAL DAZA ESPERANZA BEATRIZ         236493  300   2   Soltero(a)  51   0   04/04/1953  22/12/1975
912  AVA     19.298.272  CORTES DIAZ ANGEL NIBARDO              238711  300   1   Casado(a)   48   0   10/01/1956  11/09/1978
913  AVA     19.172.509  CORZO ACOSTA CARLOS FRANCISCO          241905  300   1   Casado(a)   51   0   03/08/1952  25/05/1970
914  AVA     19.118.815  CRUZ EDUARDO ULDARICO                  244532  300   1   Casado(a)   53   0   11/11/1950  01/07/1971
915  AVA     17.145.012  CRUZ INFANTE LUIS ALFREDO              245324  300   1   Union libre 58   0   21/09/1945  25/06/1968
916  AVA     17.155.450  SUAREZ CUADRADO EDGAR                  247203  300   1   Casado(a)   58   0   27/04/1946  28/07/1970
917  AVA     14.206.721  CUERVO GRAJALES JOSE GILBERTO          252044  300   1   Casado(a)   54   0   10/12/1949  01/02/1972
918  AVA     16.598.792  CHACON RIOS MARCOS DAVID               256686  300   1   Casado(a)   49   0   30/12/1954  24/05/1973
919  AVA        207.873  CHAVEZ CRUZ JOSE ANTONIO               260433  300   1   Union libre 51   0   21/10/1952  10/02/1976
920  AVA      7.467.001  DIAGO LIDUENA WILLIAM ENRIQUE          289295  300   1   Casado(a)   55   0   20/12/1948  19/05/1969
921  AVA     16.246.578  DIAZ CHACON EVELIO                     292246  300   1   Casado(a)   52   0   15/07/1951  01/02/1971
922  AVA      8.388.294  ESPINAL GIRALDO JAVIER ELIAS           322755  300   1   Casado(a)   55   0   14/03/1949  16/04/1971
923  AVA     19.162.314  ESPITIA RODRIGUEZ MARCO FIDEL          326001  300   1   Soltero(a)  52   0   14/10/1951  01/11/1997
924  AVA     17.107.755  FAJARDO LUIS ALFONSO                   329615  300   1   Casado(a)   59   0   09/09/1944  02/11/1970
925  AVA     41.600.306  FELICIANO DE QUITIAN MIRYAM JANET      330676  300   2   Casado(a)   51   0   29/04/1953  12/04/1972
926  AVA     19.123.125  FLOREZ GOMEZ FRAY GUSTAVO              341633  300   1   Casado(a)   54   0   18/01/1950  02/11/1972
927  AVA     17.199.953  FONSECA RODRIGUEZ WILLIAM              346242  300   1   Casado(a)   56   0   26/05/1948  09/06/1969
928  AVA     17.185.663  FONSECA WILCHES ALEJANDRO              346673  300   1   Union libre 56   0   27/10/1947  21/08/1974
929  AVA      7.432.685  FONTALVO PINEDO SALOMON                347406  300   1   Union libre 58   0   27/05/1946  20/05/1968
930  AVA     41.597.758  FORERO HERNANDEZ BLANCA LUCIRIA        349705  300   2   Union libre 50   0   16/08/1953  12/12/1973

846  AVA     22.348.315  BARVO DE VEGA LIGIA                    BENEFICIARIA VUELO EMPRESA    554.435   43.235.660            -  -
847  AVA     20.154.651  CASTRO CASTRO ANA LUCILA               BENEFICIARIA VUELO EMPRESA  1.419.373  209.235.728            -  -
848  AVA     37.819.888  LIZARAZO VDA DE COLL LUDY              BENEFICIARIA VUELO EMPRESA    699.287  149.397.312            -  -
849  AVA     41.421.197  CORREAL DE SANCHEZ NOHRA               BENEFICIARIA VUELO EMPRESA  3.367.961  657.078.400            -  -
850  AVA     41.454.363  DIAZ PINZON MARTHA                     BENEFICIARIA VUELO EMPRESA  1.600.284  318.434.464            -  -
851  AVA     20.033.114  ECHEVERRI DE VELEZ ROSAURA MARIA       BENEFICIARIA VUELO EMPRESA  2.008.818  106.557.560            -  -
852  AVA     41.612.584  FIGUEROA MELO MARIA MARGARITA          BENEFICIARIA VUELO EMPRESA  3.054.991  663.112.896            -  -
853  AVA     41.617.286  GARCIA BORJA MARIA TERESA DE JESUS     BENEFICIARIA VUELO EMPRESA  2.363.972  513.121.088            -  -
854  AVA     41.346.509  PALACIOS DE GONZALEZ MARIA ESTHER      BENEFICIARIA VUELO EMPRESA  2.150.939  402.347.520            -  -
855  AVA     22.329.502  LEMOS DE GUARIN MARGARITA              BENEFICIARIA VUELO EMPRESA  2.209.413  190.012.144            -  -
856  AVA     22.383.478  SAMUDIO DE GUZMAN VERA                 BENEFICIARIA VUELO EMPRESA  2.231.632  444.064.032            -  -
857  AVA     20.261.163  WARREN DE LAVERDE AMPARO               BENEFICIARIA VUELO EMPRESA  2.676.355  323.104.672            -  -
858  AVA     20.281.410  LOGREIRA ARRAZOLA EDITH DEL CARMEN     BENEFICIARIA VUELO EMPRESA  5.616.709  903.705.472            -  -
859  AVA     20.019.116  MAHECHA DE ROMERO MARIA HELENA         BENEFICIARIA VUELO EMPRESA    371.016   41.440.812            -  -
860  AVA     22.298.662  DE CASTRO DE MARQUEZ GLORIA            BENEFICIARIA VUELO EMPRESA  2.562.898  241.762.032            -  -
861  AVA     29.097.273  MONTOYA VICTORIA MARIA INES DE         BENEFICIARIA VUELO EMPRESA  3.403.156  532.201.312            -  -
862  AVA     20.311.096  ORREGO DE RAMIREZ HORTENSIA            BENEFICIARIA VUELO EMPRESA  5.468.430  928.958.016            -  -
863  AVA     27.951.005  ORTIZ DE MOYANO LUCILA                 BENEFICIARIA VUELO EMPRESA  2.784.912  497.514.176            -  -
864  AVA         44.255  PAGNUTTI DE CAMACHO ESTHER             BENEFICIARIA VUELO EMPRESA    658.270   85.324.816            -  -
865  AVA     20.195.754  ESTRADA DE PALACIOS NUBIA              BENEFICIARIA VUELO EMPRESA  2.814.657  327.159.872            -  -
866  AVA     20.246.317  PORRAS DE GUTIERREZ LEONOR             BENEFICIARIA VUELO EMPRESA
867  AVA     31.236.390  RAMIREZ ROSALBA                        BENEFICIARIA VUELO EMPRESA  1.646.190  333.828.928            -  -
868  AVA     20.206.943  RODRIGUEZ BARROSO AMINTA DE            BENEFICIARIA VUELO EMPRESA  1.312.416  158.442.272            -  -
869  AVA     20.116.756  SALGADO DE CASTRO ALBA                 BENEFICIARIA VUELO EMPRESA  2.552.513  296.689.760            -  -
870  AVA     38.985.873  SCHNEIDER DE DELGADO INGRID ELISABETH  BENEFICIARIA VUELO EMPRESA  2.144.495  409.860.224            -  -
871  AVA     20.519.222  SIERRA DE CANCINO CECILIA              BENEFICIARIA VUELO EMPRESA    923.005  103.095.488            -  -
872  AVA     29.000.292  TENORIO GARCES RUTH                    BENEFICIARIA VUELO EMPRESA    616.119   79.861.208            -  -
873  AVA          5.706  UCROS ORENGE JEANNE DE                 BENEFICIARIA VUELO EMPRESA  1.910.052  164.266.736            -  -
874  AVA     20.160.562  NAVARRO DE VASQUEZ ANTONIA             BENEFICIARIA VUELO EMPRESA  1.127.658  111.181.112            -  -
875  AVA     52.692.867  VENEGAS KLEIN MARIA CAROLINA           BENEFICIARIA VUELO EMPRESA  1.039.251  284.849.984            -  -
876  AVA     22.300.714  SARMIENTO DE VI|AS LEDA VIRGINIA       BENEFICIARIA VUELO EMPRESA  3.785.396  473.860.896            -  -
877  AVA     20.258.655  ZAPATA DE CABANZO ELBA DE BALVANERA    BENEFICIARIA VUELO EMPRESA  1.897.237  296.698.688            -  -
878  AVA     20.195.010  ESTRADA DE ZOTA MARY                   BENEFICIARIA VUELO EMPRESA  2.713.914  291.159.808            -  -
879  AVA     19.178.697  ACERO MEDINA JAIRO                     JUBILACION TRANSITORIA        827.277  171.217.264   33.288.124  -
880  AVA     41.478.541  ACOSTA MARTINEZ ROSALBA                JUBILACION TRANSITORIA        712.089  144.403.680   14.321.971  -
881  AVA     19.085.975  AHUMADA AREVALO LAUREANO               JUBILACION TRANSITORIA        620.408  121.356.736   26.851.870  -
882  AVA     41.585.452  ALBA LEMUS MELVA YOLANDA               JUBILACION TRANSITORIA        752.474  160.760.304   14.429.692  -
883  AVA     21.066.315  ALVARADO ALVARADO MAURA ELISA          JUBILACION TRANSITORIA        428.774   90.093.960    8.361.434  -
884  AVA      8.274.650  ALVAREZ RENDON GUSTAVO ALBERTO         JUBILACION TRANSITORIA        807.923  148.346.704   37.169.152  -
885  AVA     19.103.085  AMAYA LIZARAZO ARISTIDES               JUBILACION TRANSITORIA        610.827  119.482.616   26.437.196  -
886  AVA      8.293.570  ARANGO CADAVID LUIS ARTURO             JUBILACION TRANSITORIA        448.461   85.958.368   19.837.108  -
887  AVA      7.457.882  ARAUJO AFRICANO RAMON ALBERTO          JUBILACION TRANSITORIA        571.690  114.036.440   24.177.238  -
888  AVA     19.151.964  ARGUELLO RODRIGUEZ DANIEL JOSE         JUBILACION TRANSITORIA        667.007  135.575.520   27.530.326  -
889  AVA     14.205.646  ASCENCIO LOZANO ADONAI                 JUBILACION TRANSITORIA        777.000  151.987.376   33.629.328  -
890  AVA     19.056.984  BADILLO MARTINEZ JOSE VICENTE          JUBILACION TRANSITORIA      1.039.808  199.304.288   45.994.596  -
891  AVA     70.051.567  BAHAMON JIMENEZ ALIRIO                 JUBILACION TRANSITORIA        704.585  148.374.384   27.611.532  -
892  AVA     19.088.615  BARBOSA CIFUENTES ARMANDO              JUBILACION TRANSITORIA      1.792.941  350.713.504   77.600.248  -
893  AVA     19.060.976  BEJARANO OSORIO GILBERTO               JUBILACION TRANSITORIA        658.933  123.663.976   29.747.936  -
894  AVA     17.181.533  BELTRAN EFRAIN                         JUBILACION TRANSITORIA        845.502  155.246.752   38.898.004  -
895  AVA     17.110.445  BELTRAN PARRA LUIS MIGUEL              JUBILACION TRANSITORIA        924.852  158.274.688   44.620.168  -
896  AVA     19.191.763  BENJUMEA CELEMIN SAULO                 JUBILACION TRANSITORIA        959.823  195.093.152   39.616.136  -
897  AVA     19.062.568  BOHORQUEZ RAMIREZ MIGUEL               JUBILACION TRANSITORIA        713.980  136.851.488   31.582.006  -
898  AVA     17.180.340  BONILLA SARMIENTO ALVARO               JUBILACION TRANSITORIA      1.556.677  292.146.336   70.277.144  -
899  AVA      3.487.831  BUSTAMANTE ZULETA ANTONIO JOSE         JUBILACION TRANSITORIA        731.294  134.276.464   33.643.776  -
900  AVA     19.072.877  CAGUA RODRIGUEZ JOSE MEDARDO           JUBILACION TRANSITORIA        799.854  153.311.328   35.380.532  -
901  AVA      5.567.949  CAMACHO PATINO JORGE ARTURO            JUBILACION TRANSITORIA      2.525.253  473.921.952  114.004.104  -
902  AVA     11.332.163  CARDENAS MEDINA LUIS ALFONSO           JUBILACION TRANSITORIA        563.667  112.436.064   23.837.940  -
903  AVA      7.429.573  CARRENO BENITEZ IVAN                   JUBILACION TRANSITORIA      2.958.991  531.137.856  138.526.352  -
904  AVA      1.068.338  CASTANEDA MENDIVELSO JESUS             JUBILACION TRANSITORIA        777.000  139.471.232   36.375.572  -
905  AVA     17.161.060  CASTIBLANCO ROBAYO JOSE HORACIO        JUBILACION TRANSITORIA        734.890  134.936.736   33.809.212  -
906  AVA      7.446.699  CASTRO GUEVARA JORGE ELIECER           JUBILACION TRANSITORIA      1.011.028  189.742.720   45.643.480  -
907  AVA     17.129.160  CEBALLOS GIRALDO ALIRIO DE JESUS       JUBILACION TRANSITORIA      1.619.355  290.673.664   75.810.752  -
908  AVA      8.270.083  CEBALLOS ZAPATA JAIME                  JUBILACION TRANSITORIA        507.429   93.171.520   23.344.680  -
909  AVA     20.408.486  CEPEDA GARZON LUZ MARINA               JUBILACION TRANSITORIA        977.024  218.436.976   17.771.596  -
910  AVA     41.533.490  CESPEDES ALDANA MARIA ROSA             JUBILACION TRANSITORIA        569.303  119.621.904   11.101.860  -
911  AVA     41.607.646  CORREAL DAZA ESPERANZA BEATRIZ         JUBILACION TRANSITORIA        707.298  151.108.800   13.563.381  -
912  AVA     19.298.272  CORTES DIAZ ANGEL NIBARDO              JUBILACION TRANSITORIA        343.341   74.694.136   12.728.229  -
913  AVA     19.172.509  CORZO ACOSTA CARLOS FRANCISCO          JUBILACION TRANSITORIA      1.691.119  350.002.176   68.047.560  -
914  AVA     19.118.815  CRUZ EDUARDO ULDARICO                  JUBILACION TRANSITORIA        701.003  139.830.816   29.645.992  -
915  AVA     17.145.012  CRUZ INFANTE LUIS ALFREDO              JUBILACION TRANSITORIA        569.750  102.269.928   26.673.074  -
916  AVA     17.155.450  SUAREZ CUADRADO EDGAR                  JUBILACION TRANSITORIA      1.031.763  185.201.104   48.302.400  -
917  AVA     14.206.721  CUERVO GRAJALES JOSE GILBERTO          JUBILACION TRANSITORIA        657.612  128.634.128   28.462.098  -
918  AVA     16.598.792  CHACON RIOS MARCOS DAVID               JUBILACION TRANSITORIA        338.201   72.413.184   12.896.201  -
919  AVA        207.873  CHAVEZ CRUZ JOSE ANTONIO               JUBILACION TRANSITORIA        563.667  116.659.248   22.680.938  -
920  AVA      7.467.001  DIAGO LIDUENA WILLIAM ENRIQUE          JUBILACION TRANSITORIA      1.256.913  240.917.696   55.597.964  -
921  AVA     16.246.578  DIAZ CHACON EVELIO                     JUBILACION TRANSITORIA      1.012.273  205.754.112   41.780.980  -
922  AVA      8.388.294  ESPINAL GIRALDO JAVIER ELIAS           JUBILACION TRANSITORIA        375.777   72.026.728   16.622.022  -
923  AVA     19.162.314  ESPITIA RODRIGUEZ MARCO FIDEL          JUBILACION TRANSITORIA        552.920  112.386.248   22.821.450  -
924  AVA     17.107.755  FAJARDO LUIS ALFONSO                   JUBILACION TRANSITORIA        939.446  164.722.096   44.681.768  -
925  AVA     41.600.306  FELICIANO DE QUITIAN MIRYAM JANET      JUBILACION TRANSITORIA        421.515   90.053.456    8.083.112  -
926  AVA     19.123.125  FLOREZ GOMEZ FRAY GUSTAVO              JUBILACION TRANSITORIA        544.878  106.582.464   23.582.858  -
927  AVA     17.199.953  FONSECA RODRIGUEZ WILLIAM              JUBILACION TRANSITORIA        798.528  149.862.192   36.050.040  -
928  AVA     17.185.663  FONSECA WILCHES ALEJANDRO              JUBILACION TRANSITORIA      1.569.479  294.548.928   70.855.096  -
929  AVA      7.432.685  FONTALVO PINEDO SALOMON                JUBILACION TRANSITORIA        895.552  160.751.264   41.925.628  -
930  AVA     41.597.758  FORERO HERNANDEZ BLANCA LUCIRIA        JUBILACION TRANSITORIA      1.297.086  281.544.032   24.448.740  -

846  AVA     22.348.315  BARVO DE VEGA LIGIA                     43.235.660            -            -  -             -    43.235.660
847  AVA     20.154.651  CASTRO CASTRO ANA LUCILA               209.235.728            -            -  -             -   209.235.728
848  AVA     37.819.888  LIZARAZO VDA DE COLL LUDY              149.397.312            -            -  -             -   149.397.312
849  AVA     41.421.197  CORREAL DE SANCHEZ NOHRA               657.078.400            -            -  -             -   657.078.400
850  AVA     41.454.363  DIAZ PINZON MARTHA                     318.434.464            -            -  -             -   318.434.464
851  AVA     20.033.114  ECHEVERRI DE VELEZ ROSAURA MARIA       106.557.560            -            -  -             -   106.557.560
852  AVA     41.612.584  FIGUEROA MELO MARIA MARGARITA          663.112.896            -            -  -             -   663.112.896
853  AVA     41.617.286  GARCIA BORJA MARIA TERESA DE JESUS     513.121.088            -            -  -             -   513.121.088
854  AVA     41.346.509  PALACIOS DE GONZALEZ MARIA ESTHER      402.347.520            -            -  -             -   402.347.520
855  AVA     22.329.502  LEMOS DE GUARIN MARGARITA              190.012.144            -            -  -             -   190.012.144
856  AVA     22.383.478  SAMUDIO DE GUZMAN VERA                 444.064.032            -            -  -             -   444.064.032
857  AVA     20.261.163  WARREN DE LAVERDE AMPARO               323.104.672            -            -  -             -   323.104.672
858  AVA     20.281.410  LOGREIRA ARRAZOLA EDITH DEL CARMEN     903.705.472            -            -  -             -   903.705.472
859  AVA     20.019.116  MAHECHA DE ROMERO MARIA HELENA          41.440.812            -            -  -             -    41.440.812
860  AVA     22.298.662  DE CASTRO DE MARQUEZ GLORIA            241.762.032            -            -  -             -   241.762.032
861  AVA     29.097.273  MONTOYA VICTORIA MARIA INES DE         532.201.312            -            -  -             -   532.201.312
862  AVA     20.311.096  ORREGO DE RAMIREZ HORTENSIA            928.958.016            -            -  -             -   928.958.016
863  AVA     27.951.005  ORTIZ DE MOYANO LUCILA                 497.514.176            -            -  -             -   497.514.176
864  AVA         44.255  PAGNUTTI DE CAMACHO ESTHER              85.324.816            -            -  -             -    85.324.816
865  AVA     20.195.754  ESTRADA DE PALACIOS NUBIA              327.159.872            -            -  -             -   327.159.872
866  AVA     20.246.317  PORRAS DE GUTIERREZ LEONOR
867  AVA     31.236.390  RAMIREZ ROSALBA                        333.828.928            -            -  -             -   333.828.928
868  AVA     20.206.943  RODRIGUEZ BARROSO AMINTA DE            158.442.272            -            -  -             -   158.442.272
869  AVA     20.116.756  SALGADO DE CASTRO ALBA                 296.689.760            -            -  -             -   296.689.760
870  AVA     38.985.873  SCHNEIDER DE DELGADO INGRID ELISABETH  409.860.224            -            -  -             -   409.860.224
871  AVA     20.519.222  SIERRA DE CANCINO CECILIA              103.095.488            -            -  -             -   103.095.488
872  AVA     29.000.292  TENORIO GARCES RUTH                     79.861.208            -            -  -             -    79.861.208
873  AVA          5.706  UCROS ORENGE JEANNE DE                 164.266.736            -            -  -             -   164.266.736
874  AVA     20.160.562  NAVARRO DE VASQUEZ ANTONIA             111.181.112            -            -  -             -   111.181.112
875  AVA     52.692.867  VENEGAS KLEIN MARIA CAROLINA           284.849.984            -            -  -             -   284.849.984
876  AVA     22.300.714  SARMIENTO DE VI|AS LEDA VIRGINIA       473.860.896            -            -  -             -   473.860.896
877  AVA     20.258.655  ZAPATA DE CABANZO ELBA DE BALVANERA    296.698.688            -            -  -             -   296.698.688
878  AVA     20.195.010  ESTRADA DE ZOTA MARY                   291.159.808            -            -  -             -   291.159.808
879  AVA     19.178.697  ACERO MEDINA JAIRO                     204.505.388   86.176.016   23.368.331  -   109.544.347    85.041.248
880  AVA     41.478.541  ACOSTA MARTINEZ ROSALBA                158.725.651  134.407.053   13.611.297  -   148.018.350     9.996.627
881  AVA     19.085.975  AHUMADA AREVALO LAUREANO               148.208.606   75.715.338   20.738.795  -    96.454.132    45.641.398
882  AVA     41.585.452  ALBA LEMUS MELVA YOLANDA               175.189.996  121.576.222   11.953.243  -   133.529.466    39.184.082
883  AVA     21.066.315  ALVARADO ALVARADO MAURA ELISA           98.455.394   72.930.176    7.234.339  -    80.164.515    17.163.784
884  AVA      8.274.650  ALVAREZ RENDON GUSTAVO ALBERTO         185.515.856  116.258.034   32.246.474  -   148.504.508    32.088.670
885  AVA     19.103.085  AMAYA LIZARAZO ARISTIDES               145.919.812   74.546.056   20.418.524  -    94.964.580    44.936.560
886  AVA      8.293.570  ARANGO CADAVID LUIS ARTURO             105.795.476   57.773.463   15.885.929  -    73.659.392    28.184.905
887  AVA      7.457.882  ARAUJO AFRICANO RAMON ALBERTO          138.213.678   66.142.454   18.051.389  -    84.193.843    47.893.986
888  AVA     19.151.964  ARGUELLO RODRIGUEZ DANIEL JOSE         163.105.846   73.204.138   19.912.008  -    93.116.146    62.371.382
889  AVA     14.205.646  ASCENCIO LOZANO ADONAI                 185.616.704   94.826.008   25.973.301  -   120.799.309    57.161.368
890  AVA     19.056.984  BADILLO MARTINEZ JOSE VICENTE          245.298.884  133.954.366   36.833.336  -   170.787.701    65.349.922
891  AVA     70.051.567  BAHAMON JIMENEZ ALIRIO                 175.985.916   69.697.470   18.846.163  -    88.543.633    78.676.914
892  AVA     19.088.615  BARBOSA CIFUENTES ARMANDO              428.313.752  218.812.673   59.933.839  -   278.746.512   131.900.831
893  AVA     19.060.976  BEJARANO OSORIO GILBERTO               153.411.912   89.676.449   24.761.520  -   114.437.969    33.987.527
894  AVA     17.181.533  BELTRAN EFRAIN                         194.144.756  121.665.551   33.746.357  -   155.411.908    33.581.201
895  AVA     17.110.445  BELTRAN PARRA LUIS MIGUEL              202.894.856  158.274.688   44.620.167  -   202.894.855             -
896  AVA     19.191.763  BENJUMEA CELEMIN SAULO                 234.709.288  105.340.747   28.653.375  -   133.994.121    89.752.405
897  AVA     19.062.568  BOHORQUEZ RAMIREZ MIGUEL               168.433.494   91.979.228   25.291.463  -   117.270.690    44.872.260
898  AVA     17.180.340  BONILLA SARMIENTO ALVARO               362.423.480  211.853.501   58.497.131  -   270.350.633    80.292.835
899  AVA      3.487.831  BUSTAMANTE ZULETA ANTONIO JOSE         167.920.240  105.231.320   29.187.998  -   134.419.318    29.045.144
900  AVA     19.072.877  CAGUA RODRIGUEZ JOSE MEDARDO           188.691.860  103.042.044   28.333.395  -   131.375.439    50.269.284
901  AVA      5.567.949  CAMACHO PATINO JORGE ARTURO            587.926.056  343.670.311   94.894.481  -   438.564.793   130.251.641
902  AVA     11.332.163  CARDENAS MEDINA LUIS ALFONSO           136.274.004   65.214.226   17.798.059  -    83.012.285    47.221.838
903  AVA      7.429.573  CARRENO BENITEZ IVAN                   669.664.208  450.629.303  125.609.837  -   576.239.140    80.508.553
904  AVA      1.068.338  CASTANEDA MENDIVELSO JESUS             175.846.804  118.330.531   32.983.827  -   151.314.358    21.140.701
905  AVA     17.161.060  CASTIBLANCO ROBAYO JOSE HORACIO        168.745.948  105.748.774   29.331.523  -   135.080.297    29.187.962
906  AVA      7.446.699  CASTRO GUEVARA JORGE ELIECER           235.386.200  137.594.264   37.992.620  -   175.586.884    52.148.456
907  AVA     17.129.160  CEBALLOS GIRALDO ALIRIO DE JESUS       366.484.416  246.614.065   68.741.985  -   315.356.050    44.059.599
908  AVA      8.270.083  CEBALLOS ZAPATA JAIME                  116.516.200   73.017.724   20.252.916  -    93.270.640    20.153.796
909  AVA     20.408.486  CEPEDA GARZON LUZ MARINA               236.208.572  135.553.243   13.041.077  -   148.594.320    82.883.733
910  AVA     41.533.490  CESPEDES ALDANA MARIA ROSA             130.723.764   96.832.758    9.605.366  -   106.438.124    22.789.146
911  AVA     41.607.646  CORREAL DAZA ESPERANZA BEATRIZ         164.672.181  114.277.196   11.235.610  -   125.512.806    36.831.604
912  AVA     19.298.272  CORTES DIAZ ANGEL NIBARDO               87.422.365   30.666.618    8.250.737  -    38.917.354    44.027.518
913  AVA     19.172.509  CORZO ACOSTA CARLOS FRANCISCO          418.049.736  176.160.938   47.769.521  -   223.930.460   173.841.238
914  AVA     19.118.815  CRUZ EDUARDO ULDARICO                  169.476.808   81.103.504   22.134.508  -   103.238.012    58.727.312
915  AVA     17.145.012  CRUZ INFANTE LUIS ALFREDO              128.943.002   86.768.109   24.186.017  -   110.954.126    15.501.819
916  AVA     17.155.450  SUAREZ CUADRADO EDGAR                  233.503.504  157.128.777   43.798.575  -   200.927.352    28.072.327
917  AVA     14.206.721  CUERVO GRAJALES JOSE GILBERTO          157.096.226   80.255.759   21.982.436  -   102.238.196    48.378.369
918  AVA     16.598.792  CHACON RIOS MARCOS DAVID                85.309.385   31.783.287    8.571.697  -    40.354.984    40.629.897
919  AVA        207.873  CHAVEZ CRUZ JOSE ANTONIO               139.340.186   58.716.216   15.922.063  -    74.638.279    57.943.032
920  AVA      7.467.001  DIAGO LIDUENA WILLIAM ENRIQUE          296.515.660  161.923.157   44.523.894  -   206.447.051    78.994.539
921  AVA     16.246.578  DIAZ CHACON EVELIO                     247.535.092  111.097.148   30.219.155  -   141.316.303    94.656.964
922  AVA      8.388.294  ESPINAL GIRALDO JAVIER ELIAS            88.648.750   48.409.869   13.311.227  -    61.721.096    23.616.859
923  AVA     19.162.314  ESPITIA RODRIGUEZ MARCO FIDEL          135.207.698   60.683.071   16.506.194  -    77.189.265    51.703.177
924  AVA     17.107.755  FAJARDO LUIS ALFONSO                   209.403.864  151.576.961   42.479.451  -   194.056.412    13.145.135
925  AVA     41.600.306  FELICIANO DE QUITIAN MIRYAM JANET       98.136.568   68.103.615    6.695.874  -    74.799.489    21.949.841
926  AVA     19.123.125  FLOREZ GOMEZ FRAY GUSTAVO              130.165.322   66.497.565   18.214.002  -    84.711.568    40.084.899
927  AVA     17.199.953  FONSECA RODRIGUEZ WILLIAM              185.912.232  108.674.408   30.007.249  -   138.681.657    41.187.784
928  AVA     17.185.663  FONSECA WILCHES ALEJANDRO              365.404.024  213.595.775   58.978.202  -   272.573.978    80.953.153
929  AVA      7.432.685  FONTALVO PINEDO SALOMON                202.676.892  136.384.992   38.016.386  -   174.401.378    24.366.272
930  AVA     41.597.758  FORERO HERNANDEZ BLANCA LUCIRIA        305.992.772  199.136.045   19.422.935  -   218.558.979    82.407.987

846  AVA     22.348.315  BARVO DE VEGA LIGIA                             -      -       43.235.660    590.418       43.623.040
847  AVA     20.154.651  CASTRO CASTRO ANA LUCILA                        -      -      209.235.728  1.511.490      214.356.900
848  AVA     37.819.888  LIZARAZO VDA DE COLL LUDY                       -      -      149.397.312    744.671      154.700.700
849  AVA     41.421.197  CORREAL DE SANCHEZ NOHRA                        -      -      657.078.400  3.586.542      678.364.224
850  AVA     41.454.363  DIAZ PINZON MARTHA                              -      -      318.434.464  1.704.142      328.960.288
851  AVA     20.033.114  ECHEVERRI DE VELEZ ROSAURA MARIA                -      -      106.557.560  2.139.190      106.760.350
852  AVA     41.612.584  FIGUEROA MELO MARIA MARGARITA                   -      -      663.112.896  3.253.260      687.047.984
853  AVA     41.617.286  GARCIA BORJA MARIA TERESA DE JESUS              -      -      513.121.088  2.517.394      531.642.232
854  AVA     41.346.509  PALACIOS DE GONZALEZ MARIA ESTHER               -      -      402.347.520  2.290.535      414.782.936
855  AVA     22.329.502  LEMOS DE GUARIN MARGARITA                       -      -      190.012.144  2.352.804      192.110.120
856  AVA     22.383.478  SAMUDIO DE GUZMAN VERA                          -      -      444.064.032  2.376.465      458.742.664
857  AVA     20.261.163  WARREN DE LAVERDE AMPARO                        -      -      323.104.672  2.850.050      329.228.696
858  AVA     20.281.410  LOGREIRA ARRAZOLA EDITH DEL CARMEN              -      -      903.705.472  5.981.233      927.448.208
859  AVA     20.019.116  MAHECHA DE ROMERO MARIA HELENA                  -      -       41.440.812    395.095       42.150.411
860  AVA     22.298.662  DE CASTRO DE MARQUEZ GLORIA                     -      -      241.762.032  2.729.230      244.930.408
861  AVA     29.097.273  MONTOYA VICTORIA MARIA INES DE                  -      -      532.201.312  3.624.021      545.888.472
862  AVA     20.311.096  ORREGO DE RAMIREZ HORTENSIA                     -      -      928.958.016  5.823.331      954.614.928
863  AVA     27.951.005  ORTIZ DE MOYANO LUCILA                          -      -      497.514.176  2.965.653      512.057.848
864  AVA         44.255  PAGNUTTI DE CAMACHO ESTHER                      -      -       85.324.816    700.992       87.143.808
865  AVA     20.195.754  ESTRADA DE PALACIOS NUBIA                       -      -      327.159.872  2.997.328      332.878.168
866  AVA     20.246.317  PORRAS DE GUTIERREZ LEONOR                                                 5.222.510      832.992.848
867  AVA     31.236.390  RAMIREZ ROSALBA                                 -      -      333.828.928  1.753.028      345.075.632
868  AVA     20.206.943  RODRIGUEZ BARROSO AMINTA DE                     -      -      158.442.272  1.397.592      161.445.372
869  AVA     20.116.756  SALGADO DE CASTRO ALBA                          -      -      296.689.760  2.718.171      301.875.448
870  AVA     38.985.873  SCHNEIDER DE DELGADO INGRID ELISABETH           -      -      409.860.224  2.283.673      422.843.720
871  AVA     20.519.222  SIERRA DE CANCINO CECILIA                       -      -      103.095.488    982.908      104.860.798
872  AVA     29.000.292  TENORIO GARCES RUTH                             -      -       79.861.208    656.105       81.563.682
873  AVA          5.706  UCROS ORENGE JEANNE DE                          -      -      164.266.736  2.034.014      166.080.420
874  AVA     20.160.562  NAVARRO DE VASQUEZ ANTONIA                      -      -      111.181.112  1.200.843      112.752.334
875  AVA     52.692.867  VENEGAS KLEIN MARIA CAROLINA                    -      -      284.849.984  1.106.698      297.543.272
876  AVA     22.300.714  SARMIENTO DE VI|AS LEDA VIRGINIA                -      -      473.860.896  4.031.068      483.451.104
877  AVA     20.258.655  ZAPATA DE CABANZO ELBA DE BALVANERA             -      -      296.698.688  2.020.368      304.329.248
878  AVA     20.195.010  ESTRADA DE ZOTA MARY                            -      -      291.159.808  2.890.047      295.860.376
879  AVA     19.178.697  ACERO MEDINA JAIRO                      9.919.793      -       94.961.041    880.967       93.069.881
880  AVA     41.478.541  ACOSTA MARTINEZ ROSALBA                   710.674      -       10.707.301    758.304        2.676.613
881  AVA     19.085.975  AHUMADA AREVALO LAUREANO                6.113.075      -       51.754.474    660.673       48.445.271
882  AVA     41.585.452  ALBA LEMUS MELVA YOLANDA                2.476.449      -       41.660.530    801.310       36.051.728
883  AVA     21.066.315  ALVARADO ALVARADO MAURA ELISA           1.127.095      -       18.290.879    456.601       14.583.504
884  AVA      8.274.650  ALVAREZ RENDON GUSTAVO ALBERTO          4.922.678      -       37.011.348    860.357       29.625.614
885  AVA     19.103.085  AMAYA LIZARAZO ARISTIDES                6.018.672      -       50.955.232    650.470       47.697.121
886  AVA      8.293.570  ARANGO CADAVID LUIS ARTURO              3.951.179      -       32.136.084    477.566       29.218.629
887  AVA      7.457.882  ARAUJO AFRICANO RAMON ALBERTO           6.125.849      -       54.019.835    608.793       51.593.579
888  AVA     19.151.964  ARGUELLO RODRIGUEZ DANIEL JOSE          7.618.318      -       69.989.700    710.296       67.834.432
889  AVA     14.205.646  ASCENCIO LOZANO ADONAI                  7.656.027      -       64.817.395    827.427       60.672.875
890  AVA     19.056.984  BADILLO MARTINEZ JOSE VICENTE           9.161.260      -       74.511.183  1.107.292       67.746.785
891  AVA     70.051.567  BAHAMON JIMENEZ ALIRIO                  8.765.369      -       87.442.283    750.313       86.454.639
892  AVA     19.088.615  BARBOSA CIFUENTES ARMANDO              17.666.409      -      149.567.240  1.909.303      140.003.781
893  AVA     19.060.976  BEJARANO OSORIO GILBERTO                4.986.416      -       38.973.943    701.698       33.851.895
894  AVA     17.181.533  BELTRAN EFRAIN                          5.151.647      -       38.732.848    900.375       31.003.607
895  AVA     17.110.445  BELTRAN PARRA LUIS MIGUEL                       1      -                1    984.875                4
896  AVA     19.191.763  BENJUMEA CELEMIN SAULO                 10.962.761      -      100.715.167  1.022.116       97.613.756
897  AVA     19.062.568  BOHORQUEZ RAMIREZ MIGUEL                6.290.543      -       51.162.804    760.317       46.518.018
898  AVA     17.180.340  BONILLA SARMIENTO ALVARO               11.780.013      -       92.072.847  1.657.705       79.972.370
899  AVA      3.487.831  BUSTAMANTE ZULETA ANTONIO JOSE          4.455.778      -       33.500.922    778.755       26.815.723
900  AVA     19.072.877  CAGUA RODRIGUEZ JOSE MEDARDO            7.047.137      -       57.316.421    851.765       52.113.024
901  AVA      5.567.949  CAMACHO PATINO JORGE ARTURO            19.109.623      -      149.361.263  2.689.142      129.731.804
902  AVA     11.332.163  CARDENAS MEDINA LUIS ALFONSO            6.039.881      -       53.261.719    600.249       50.869.498
903  AVA      7.429.573  CARRENO BENITEZ IVAN                   12.916.515      -       93.425.068  3.151.030       61.963.080
904  AVA      1.068.338  CASTANEDA MENDIVELSO JESUS              3.391.745      -       24.532.446    827.427       16.270.838
905  AVA     17.161.060  CASTIBLANCO ROBAYO JOSE HORACIO         4.477.689      -       33.665.651    782.584       26.947.579
906  AVA      7.446.699  CASTRO GUEVARA JORGE ELIECER            7.650.860      -       59.799.316  1.076.644       51.940.342
907  AVA     17.129.160  CEBALLOS GIRALDO ALIRIO DE JESUS        7.068.767      -       51.128.366  1.724.451       33.910.266
908  AVA      8.270.083  CEBALLOS ZAPATA JAIME                   3.091.764      -       23.245.560    540.361       18.606.847
909  AVA     20.408.486  CEPEDA GARZON LUZ MARINA                4.730.519      -       87.614.252  1.040.433       83.416.686
910  AVA     41.533.490  CESPEDES ALDANA MARIA ROSA              1.496.494      -       24.285.640    606.251       19.363.210
911  AVA     41.607.646  CORREAL DAZA ESPERANZA BEATRIZ          2.327.771      -       39.159.375    753.202       33.887.291
912  AVA     19.298.272  CORTES DIAZ ANGEL NIBARDO               4.477.492      -       48.505.011    365.624       48.575.456
913  AVA     19.172.509  CORZO ACOSTA CARLOS FRANCISCO          20.278.039      -      194.119.276  1.800.873      190.253.470
914  AVA     19.118.815  CRUZ EDUARDO ULDARICO                   7.511.484      -       66.238.796    746.498       63.263.709
915  AVA     17.145.012  CRUZ INFANTE LUIS ALFREDO               2.487.057      -       17.988.876    606.727       11.930.917
916  AVA     17.155.450  SUAREZ CUADRADO EDGAR                   4.503.825      -       32.576.152  1.098.724       21.605.742
917  AVA     14.206.721  CUERVO GRAJALES JOSE GILBERTO           6.479.662      -       54.858.030    700.291       51.350.355
918  AVA     16.598.792  CHACON RIOS MARCOS DAVID                4.324.504      -       44.954.401    360.150       44.760.398
919  AVA        207.873  CHAVEZ CRUZ JOSE ANTONIO                6.758.875      -       64.701.907    600.249       63.413.393
920  AVA      7.467.001  DIAGO LIDUENA WILLIAM ENRIQUE          11.074.070      -       90.068.609  1.338.487       81.891.856
921  AVA     16.246.578  DIAZ CHACON EVELIO                     11.561.825      -      106.218.789  1.077.970      102.947.905
922  AVA      8.388.294  ESPINAL GIRALDO JAVIER ELIAS            3.310.795      -       26.927.654    400.165       24.483.057
923  AVA     19.162.314  ESPITIA RODRIGUEZ MARCO FIDEL           6.315.256      -       58.018.433    588.805       56.231.842
924  AVA     17.107.755  FAJARDO LUIS ALFONSO                    2.202.317      -       15.347.452  1.000.416        3.836.568
925  AVA     41.600.306  FELICIANO DE QUITIAN MIRYAM JANET       1.387.238      -       23.337.079    448.871       20.195.149
926  AVA     19.123.125  FLOREZ GOMEZ FRAY GUSTAVO               5.368.856      -       45.453.754    580.241       42.547.426
927  AVA     17.199.953  FONSECA RODRIGUEZ WILLIAM               6.042.791      -       47.230.575    850.353       41.023.434
928  AVA     17.185.663  FONSECA WILCHES ALEJANDRO              11.876.894      -       92.830.046  1.671.338       80.630.069
929  AVA      7.432.685  FONTALVO PINEDO SALOMON                 3.909.242      -       28.275.514    953.673       18.753.380
930  AVA     41.597.758  FORERO HERNANDEZ BLANCA LUCIRIA         5.025.805      -       87.433.793  1.381.267       79.212.662

 931  AVA    19.094.957  FRANCO ZAMUDIO JOSE IGNACIO            354406  300   1   Casado(a)   54   0   31/01/1950  23/04/1970
 932  AVA     3.020.803  GALEANO PLAZAS GIL ROBERTO             360592  300   1   Casado(a)   52   0   02/08/1951  14/10/1971
 933  AVA    17.183.217  GALVIS HECTOR                          366623  300   1   Union libre 56   0   17/11/1947  07/05/1969
 934  AVA    41.499.510  GAONA DE MARTINEZ ANA MILENA           368841  300   2   Soltero(a)  53   0   30/10/1950  17/05/1971
 935  AVA    19.106.169  GARCIA BLANCO ANDRES                   371405  300   1   Casado(a)   53   0   02/07/1950  24/04/1972
 936  AVA    19.091.969  GARCIA CALDERON LUIS ENRIQUE           371792  300   1   Soltero(a)  54   0   05/12/1949  22/12/1966
 937  AVA    16.341.729  GARCIA CLAVIJO RODRIGO                 372713  300   1   Union libre 54   0   25/07/1949  21/06/1971
 938  AVA    41.691.960  GARCIA DIAZ MARIA TERESA               373166  300   2   Casado(a)   47   0   09/07/1956  10/09/1975
 939  AVA    70.059.108  GARCIA GONZALEZ GUILLERMO LEON         375351  300   1   Casado(a)   50   0   25/02/1954  16/09/1974
 940  AVA     6.860.314  GENEY OVIEDO HUMBERTO DE JESUS         387450  300   1   Casado(a)   57   0   23/10/1946  24/10/1972
 941  AVA    41.480.494  GIL LOZANO BLANCA INES                 389410  300   2   Soltero(a)  53   0   23/07/1950  23/05/1969
 942  AVA     8.290.904  GIRALDO RIGOBERTO                      392302  300   1   Casado(a)   55   0   27/09/1948  21/06/1971
 943  AVA    22.416.692  GOMEZ PEREZ DENIS MARGARITA            401800  300   2   Casado(a)   51   0   17/12/1952  16/11/1971
 944  AVA    19.113.194  GONZALEZ BEJARANO FILIBERTO            406873  300   1   Casado(a)   53   0   30/07/1950  05/10/1970
 945  AVA    19.065.830  GONZALEZ CONDE RAUL HORACIO            407676  300   1   Casado(a)   55   0   28/01/1949  02/03/1970
 946  AVA    41.678.268  GONZALEZ MONTANEZ BERTHA               413291  300   2   Casado(a)   52   0   08/04/1952  02/09/1971
 947  AVA    19.120.428  GORDILLO ROCHA LUIS FRANCISCO          418224  300   1   Casado(a)   53   0   07/09/1950  18/08/1971
 948  AVA     7.435.529  GUERRERO CASTILLO HUMBERTO             426705  300   1   Union libre 56   0   24/08/1947  10/02/1969
 949  AVA    19.150.654  GUERRERO GALINDO ALONSO                426996  300   1   Casado(a)   53   0   01/03/1951  20/09/1971
 950  AVA    17.176.368  GUERRERO NUNEZ JAIME DE JESUS          427766  300   1   Casado(a)   56   0   01/09/1947  11/01/1971
 951  AVA    14.941.917  GUTIERREZ BUITRAGO OSCAR               430360  300   1   Casado(a)   56   0   20/07/1947  08/09/1969
 952  AVA     3.732.080  GUTIERREZ FLORIAN SEVERIANO ANTONIO    432261  300   1   Casado(a)   56   0   08/11/1947  24/05/1971
 953  AVA    19.128.133  GUZMAN ACERO GUILLERMO                 438185  300   1   Casado(a)   53   0   18/11/1950  02/12/1970
 954  AVA    10.214.897  GUZMAN HUMBERTO                        438992  300   1   Casado(a)   56   0   18/07/1947  23/10/1970
 955  AVA    14.961.186  GUZMAN MORENO JOSE MANUEL              439272  300   1   Soltero(a)  55   0   20/05/1949  08/04/1969
 956  AVA    19.149.529  HERNANDEZ PARRA ALVARO                 452966  300   1   Soltero(a)  52   0   12/11/1951  08/02/1972
 957  AVA    38.942.887  HERRERA CASTILLO STELLIA               456400  300   1   Casado(a)   49   0   15/12/1954  16/07/1973
 958  AVA    19.098.453  HIGUERA CORREDOR JOSE MANUEL           461226  300   1   Casado(a)   54   0   19/03/1950  11/02/1971
 959  AVA    14.970.328  HOYOS MARTINEZ MILCIADES               463190  300   1   Soltero(a)  53   0   29/09/1950  17/05/1971
 960  AVA    17.176.408  HUERTAS PEREIRA MANUEL FRANCISCO       464155  300   1   Casado(a)   56   0   23/08/1947  25/09/1968
 961  AVA    19.103.701  JIMENEZ GONZALEZ ANTONIO MARIA         478752  300   1   Casado(a)   55   0   03/09/1948  15/10/1997
 962  AVA    19.158.323  JIMENEZ JIMENEZ GONZALO ENRIQUE        479334  300   1   Casado(a)   52   0   01/12/1951  01/09/1970
 963  AVA    22.414.342  JIMENEZ DE JIMENEZ EDITH VERONICA      479356  300   2   Casado(a)   51   0   13/01/1953  01/06/1978
 964  AVA    10.066.005  LARA LOAIZA ALVARO                     491352  300   1   Casado(a)   55   0   25/05/1949  01/02/1971
 965  AVA    17.199.039  LEON MEYER FABIO                       500124  300   1   Casado(a)   56   0   18/06/1948  28/01/1969
 966  AVA    41.460.424  LEYVA TORRES MARIA ISABEL              501830  300   2   Casado(a)   54   0   02/12/1949  06/02/1969
 967  AVA     7.498.850  LOAIZA MONSALVE TULIO                  505131  300   1   Soltero(a)  59   0   11/11/1944  02/06/1969
 968  AVA    15.315.613  LONDONO MADRIGAL JAIME ALFONSO         506940  300   1   Union libre 55   0   04/07/1948  01/02/1971
 969  AVA    19.165.459  LONDONO MORALES HECTOR ANIBAL          507065  300   1   Casado(a)   52   0   16/11/1951  03/06/1971
 970  AVA    19.065.511  LOPEZ CASTANEDA NUMAEL POMPILIO        509924  300   1   Union libre 57   0   30/12/1946  27/11/1978
 971  AVA    35.459.548  LOPEZ GALVIZ NUBIA ROSA                511700  300   2   Casado(a)   46   0   05/04/1958  31/03/1976
 972  AVA    31.290.270  LOPEZ LONDONO GLORIA MARIA             513472  300   2   Soltero(a)  50   0   09/07/1953  16/11/1971
 973  AVA    17.138.732  LOPEZ MIGUEL ANTONIO                   514371  300   1   Casado(a)   58   0   05/02/1946  05/08/1968
 974  AVA    17.191.354  LOPEZ SANABRIA VICTOR HUGO             516541  300   1   Casado(a)   56   0   15/12/1947  01/12/1967
 975  AVA     7.440.077  LOZANO MARCO TULIO                     520800  300   1   Casado(a)   56   0   17/01/1948  17/09/1973
 976  AVA    19.064.514  MANJARRES VARGAS JORGE                 532081  300   1   Casado(a)   55   0   21/07/1948  01/12/1970
 977  AVA     9.128.034  MARTELO DE LA HOZ ALVARO JOSE          544250  300   1   Casado(a)   56   0   10/07/1947  28/04/1969
 978  AVA    22.413.150  MARTINEZ MEZA CARMEN ESTHER            553442  300   2   Casado(a)   51   0   01/03/1953  16/02/1973
 979  AVA     7.450.608  MEJIA MARENO MANUEL EUSEBIO            570441  300   1   Casado(a)   54   0   02/01/1950  14/10/1971
 980  AVA    13.805.318  MENDEZ ARGUELLO ALONSO                 575035  300   1   Casado(a)   56   0   08/06/1948  03/02/1971
 981  AVA     7.431.235  MOLINA MOLINA ESLAITER RAMON           595033  300   1   Casado(a)   57   0   21/09/1946  18/08/1969
 982  AVA    17.146.770  MONROY VARGAS TITO ANTONIO             598312  300   1   Casado(a)   58   0   16/03/1946  19/05/1969
 983  AVA    19.086.689  MONTERO MARQUEZ EDILBERTO MANUEL       602766  300   1   Casado(a)   56   0   24/02/1948  03/03/1969
 984  AVA    19.186.990  MONTERO SARMIENTO HENRY                603024  300   1   Casado(a)   51   0   09/10/1952  14/06/1972
 985  AVA    24.480.046  MONTES PATINO MARIA DEL CARMEN         603750  300   2   Soltero(a)  54   0   30/04/1950  13/11/1976
 986  AVA     9.511.871  MORANTES MORANTES GABRIEL ANTONIO      613804  300   1   Casado(a)   58   0   31/05/1946  20/01/1969
 987  AVA    17.198.770  MORENO RAMON NONATO                    614084  300   1   Casado(a)   56   0   07/07/1947  10/09/1973
 988  AVA    17.178.901  MORENO ROMAN                           614095  300   1   Casado(a)   57   0   22/11/1946  01/09/1971
 989  AVA    17.189.556  MORENO ECHEVERRI EDGAR                 616291  300   1   Casado(a)   56   0   31/10/1947  12/11/1969
 990  AVA    19.071.623  MORENO MARTINEZ ELIAS ANTONIO          618074  300   1   Casado(a)   55   0   25/05/1949  28/10/1970
 991  AVA    17.123.235  MORENO RUIZ JULIO ENRIQUE              619334  300   1   Union libre 56   0   30/10/1947  11/04/1973
 992  AVA    19.101.118  MOYANO SANTANA CELER                   623044  300   1   Union libre 54   0   17/04/1950  27/01/1969
 993  AVA    19.155.172  MUNOZ CAMARGO CLAUDIO                  625240  300   1   Casado(a)   53   0   19/04/1951  01/12/1970
 994  AVA     3.226.714  NARANJO GONZALEZ ALCIDES               633500  300   1   Casado(a)   50   0   08/08/1953  18/09/1975
 995  AVA    35.458.884  NEIRA GUERRERO LUCRECIA                638901  300   2   Union libre 48   0   23/03/1956  07/04/1975
 996  AVA     4.092.886  NINO ROMERO LUIS ENRIQUE               645116  300   1   Casado(a)   59   0   01/07/1945  16/04/1968
 997  AVA    14.963.987  OREJUELA CARLOS ALBERTO                655992  300   1   Union libre 54   0   05/09/1949  03/02/1970
 998  AVA    17.171.579  OROBAJO RAMIREZ JOSE PEDRO             656740  300   1   Union libre 57   0   09/03/1947  14/03/1968
 999  AVA    41.595.198  ORTIZ COTES LIA MARGARITA              667505  300   2   Casado(a)   51   0   30/08/1952  02/06/1969
1000  AVA    31.288.114  OSORIO ARAGON MARTHA LUCIA             671672  300   2   Casado(a)   48   0   22/12/1955  23/10/1975
1001  AVA    32.527.009  OSORIO DE SOPO MARTHA ELENA            671683  300   2   Casado(a)   48   0   16/07/1955  01/10/1971
1002  AVA    79.122.817  OSORIO CASTANO AUGUSTO JAVIER          672254  300   1   Casado(a)   59   0   19/07/1944  02/09/1968
1003  AVA     8.290.324  OSPINA ORTIZ JORGE ELIECER             677294  300   1   Casado(a)   55   0   25/10/1948  20/08/1974
1004  AVA    19.122.664  OSPINA TELLEZ ALVARO                   677541  300   1   Soltero(a)  53   0   20/12/1950  26/02/1975
1005  AVA    17.109.383  OSSA JOSE EMILIANO                     678370  300   1   Casado(a)   59   0   01/12/1944  29/10/1973
1006  AVA    19.098.231  PADILLA GAMBOA ALVARO ALBERTO          685985  300   1   Casado(a)   54   0   22/02/1950  24/04/1972
1007  AVA    17.166.087  PADILLA MALAGON LUIS ANGEL             686276  300   1   Casado(a)   57   0   27/03/1947  06/10/1969
1008  AVA     3.550.852  PALACIO CASSERES ROBERTO               691541  300   1   Casado(a)   57   0   05/05/1947  09/06/1969
1009  AVA    19.088.531  PALACIOS RUBIANO ALVARO LAUREANO       693173  300   1   Casado(a)   54   0   27/11/1949  20/06/1969
1010  AVA    41.487.038  PALOMINO DE ABRIL LUCY CECILIA         695365  300   2   Casado(a)   53   0   15/10/1950  17/11/1976
1011  AVA    17.193.619  PARDO CONDE HERNANDO ANTONIO           697642  300   1   Casado(a)   56   0   15/09/1947  22/07/1971
1012  AVA       287.555  PARDO LADINO ADRIANO                   697970  300   1   Soltero(a)  58   0   27/04/1946  03/07/1972
1013  AVA    19.060.847  PARDO PARDO HECTOR RAFAEL              698224  300   1   Union libre 56   0   02/05/1948  17/08/1970
1014  AVA    17.141.228  PARRA ARIAS OVELIO                     700184  300   1   Casado(a)   59   0   15/01/1945  04/02/1970
1015  AVA    19.124.687  PATINO PINZON ISAIAS                   704034  300   1   Casado(a)   53   0   25/12/1950  22/03/1973

 931  AVA    19.094.957  FRANCO ZAMUDIO JOSE IGNACIO            JUBILACION TRANSITORIA   1.845.140   360.924.032    79.859.480   -
 932  AVA     3.020.803  GALEANO PLAZAS GIL ROBERTO             JUBILACION TRANSITORIA   1.094.507   222.468.960    45.175.144   -
 933  AVA    17.183.217  GALVIS HECTOR                          JUBILACION TRANSITORIA     786.318   147.570.704    35.498.812   -
 934  AVA    41.499.510  GAONA DE MARTINEZ ANA MILENA           JUBILACION TRANSITORIA     554.744   114.556.240    10.990.701   -
 935  AVA    19.106.169  GARCIA BLANCO ANDRES                   JUBILACION TRANSITORIA     563.667   112.436.064    23.837.940   -
 936  AVA    19.091.969  GARCIA CALDERON LUIS ENRIQUE           JUBILACION TRANSITORIA   1.034.814   202.417.840    44.787.768   -
 937  AVA    16.341.729  GARCIA CLAVIJO RODRIGO                 JUBILACION TRANSITORIA   1.152.999   225.535.760    49.902.932   -
 938  AVA    41.691.960  GARCIA DIAZ MARIA TERESA               JUBILACION TRANSITORIA     332.000    75.257.888     5.927.375   -
 939  AVA    70.059.108  GARCIA GONZALEZ GUILLERMO LEON         JUBILACION TRANSITORIA     394.567    83.089.536    15.462.436   -
 940  AVA     6.860.314  GENEY OVIEDO HUMBERTO DE JESUS         JUBILACION TRANSITORIA     817.318   150.071.760    37.601.376   -
 941  AVA    41.480.494  GIL LOZANO BLANCA INES                 JUBILACION TRANSITORIA     677.439   139.893.120    13.421.560   -
 942  AVA     8.290.904  GIRALDO RIGOBERTO                      JUBILACION TRANSITORIA     946.659   181.450.048    41.874.268   -
 943  AVA    22.416.692  GOMEZ PEREZ DENIS MARGARITA            JUBILACION TRANSITORIA     560.877   119.827.080    10.755.563   -
 944  AVA    19.113.194  GONZALEZ BEJARANO FILIBERTO            JUBILACION TRANSITORIA     883.352   176.204.432    37.357.676   -
 945  AVA    19.065.830  GONZALEZ CONDE RAUL HORACIO            JUBILACION TRANSITORIA   1.432.439   274.561.504    63.362.136   -
 946  AVA    41.678.268  GONZALEZ MONTANEZ BERTHA               JUBILACION TRANSITORIA     603.125   126.728.584    11.761.416   -
 947  AVA    19.120.428  GORDILLO ROCHA LUIS FRANCISCO          JUBILACION TRANSITORIA     901.867   179.897.680    38.140.696   -
 948  AVA     7.435.529  GUERRERO CASTILLO HUMBERTO             JUBILACION TRANSITORIA     597.950   112.219.104    26.994.820   -
 949  AVA    19.150.654  GUERRERO GALINDO ALONSO                JUBILACION TRANSITORIA     571.326   113.963.832    24.161.844   -
 950  AVA    17.176.368  GUERRERO NUNEZ JAIME DE JESUS          JUBILACION TRANSITORIA   1.005.530   188.710.880    45.395.268   -
 951  AVA    14.941.917  GUTIERREZ BUITRAGO OSCAR               JUBILACION TRANSITORIA     650.097   122.005.688    29.349.028   -
 952  AVA     3.732.080  GUTIERREZ FLORIAN SEVERIANO ANTONIO    JUBILACION TRANSITORIA     640.468   120.198.592    28.914.322   -
 953  AVA    19.128.133  GUZMAN ACERO GUILLERMO                 JUBILACION TRANSITORIA     568.289   113.358.024    24.033.408   -
 954  AVA    10.214.897  GUZMAN HUMBERTO                        JUBILACION TRANSITORIA     616.502   115.700.816    27.832.362   -
 955  AVA    14.961.186  GUZMAN MORENO JOSE MANUEL              JUBILACION TRANSITORIA     953.223   182.708.192    42.164.616   -
 956  AVA    19.149.529  HERNANDEZ PARRA ALVARO                 JUBILACION TRANSITORIA     422.750    85.927.960    17.448.760   -
 957  AVA    38.942.887  HERRERA CASTILLO STELLIA               JUBILACION TRANSITORIA     685.758   146.829.616    26.149.164   -
 958  AVA    19.098.453  HIGUERA CORREDOR JOSE MANUEL           JUBILACION TRANSITORIA     638.823   124.958.848    27.648.888   -
 959  AVA    14.970.328  HOYOS MARTINEZ MILCIADES               JUBILACION TRANSITORIA     855.518   170.652.304    36.180.556   -
 960  AVA    17.176.408  HUERTAS PEREIRA MANUEL FRANCISCO       JUBILACION TRANSITORIA   1.388.222   260.531.872    62.672.136   -
 961  AVA    19.103.701  JIMENEZ GONZALEZ ANTONIO MARIA         JUBILACION TRANSITORIA     507.300    97.236.288    22.439.776   -
 962  AVA    19.158.323  JIMENEZ JIMENEZ GONZALO ENRIQUE        JUBILACION TRANSITORIA     854.929   173.772.448    35.286.700   -
 963  AVA    22.414.342  JIMENEZ DE JIMENEZ EDITH VERONICA      JUBILACION TRANSITORIA     382.424    81.701.960     7.333.490   -
 964  AVA    10.066.005  LARA LOAIZA ALVARO                     JUBILACION TRANSITORIA   1.017.584   195.044.528    45.011.544   -
 965  AVA    17.199.039  LEON MEYER FABIO                       JUBILACION TRANSITORIA   1.044.707   196.063.344    47.163.940   -
 966  AVA    41.460.424  LEYVA TORRES MARIA ISABEL              JUBILACION TRANSITORIA   1.214.687   246.324.944    24.430.532   -
 967  AVA     7.498.850  LOAIZA MONSALVE TULIO                  JUBILACION TRANSITORIA     674.161   118.207.128    32.064.332   -
 968  AVA    15.315.613  LONDONO MADRIGAL JAIME ALFONSO         JUBILACION TRANSITORIA     782.829   150.048.064    34.627.452   -
 969  AVA    19.165.459  LONDONO MORALES HECTOR ANIBAL          JUBILACION TRANSITORIA   1.343.292   273.036.864    55.443.600   -
 970  AVA    19.065.511  LOPEZ CASTANEDA NUMAEL POMPILIO        JUBILACION TRANSITORIA     488.512    89.698.080    22.474.390   -
 971  AVA    35.459.548  LOPEZ GALVIZ NUBIA ROSA                JUBILACION TRANSITORIA     488.512   112.207.664     8.553.960   -
 972  AVA    31.290.270  LOPEZ LONDONO GLORIA MARIA             JUBILACION TRANSITORIA     588.709   127.784.520    11.096.561   -
 973  AVA    17.138.732  LOPEZ MIGUEL ANTONIO                   JUBILACION TRANSITORIA     590.543   106.002.264    27.646.508   -
 974  AVA    17.191.354  LOPEZ SANABRIA VICTOR HUGO             JUBILACION TRANSITORIA     915.174   171.753.504    41.316.096   -
 975  AVA     7.440.077  LOZANO MARCO TULIO                     JUBILACION TRANSITORIA     502.765    94.355.440    22.697.634   -
 976  AVA    19.064.514  MANJARRES VARGAS JORGE                 JUBILACION TRANSITORIA     868.412   166.452.112    38.413.112   -
 977  AVA     9.128.034  MARTELO DE LA HOZ ALVARO JOSE          JUBILACION TRANSITORIA     523.933    98.328.112    23.653.276   -
 978  AVA    22.413.150  MARTINEZ MEZA CARMEN ESTHER            JUBILACION TRANSITORIA     845.074   180.543.584    16.205.420   -
 979  AVA     7.450.608  MEJIA MARENO MANUEL EUSEBIO            JUBILACION TRANSITORIA     733.596   143.497.200    31.750.760   -
 980  AVA    13.805.318  MENDEZ ARGUELLO ALONSO                 JUBILACION TRANSITORIA   1.324.947   248.656.864    59.815.552   -
 981  AVA     7.431.235  MOLINA MOLINA ESLAITER RAMON           JUBILACION TRANSITORIA   1.475.003   270.832.512    67.858.712   -
 982  AVA    17.146.770  MONROY VARGAS TITO ANTONIO             JUBILACION TRANSITORIA   1.102.713   197.936.608    51.623.952   -
 983  AVA    19.086.689  MONTERO MARQUEZ EDILBERTO MANUEL       JUBILACION TRANSITORIA   1.909.478   358.357.568    86.204.552   -
 984  AVA    19.186.990  MONTERO SARMIENTO HENRY                JUBILACION TRANSITORIA     539.780   111.715.488    21.719.766   -
 985  AVA    24.480.046  MONTES PATINO MARIA DEL CARMEN         JUBILACION TRANSITORIA     450.933    91.444.168     9.069.441   -
 986  AVA     9.511.871  MORANTES MORANTES GABRIEL ANTONIO      JUBILACION TRANSITORIA     898.127   161.213.488    42.046.176   -
 987  AVA    17.198.770  MORENO RAMON NONATO                    JUBILACION TRANSITORIA     405.805    76.158.664    18.320.316   -
 988  AVA    17.178.901  MORENO ROMAN                           JUBILACION TRANSITORIA     881.310   161.821.648    40.545.380   -
 989  AVA    17.189.556  MORENO ECHEVERRI EDGAR                 JUBILACION TRANSITORIA     922.379   173.105.680    41.641.368   -
 990  AVA    19.071.623  MORENO MARTINEZ ELIAS ANTONIO          JUBILACION TRANSITORIA     751.557   144.054.032    33.244.178   -
 991  AVA    17.123.235  MORENO RUIZ JULIO ENRIQUE              JUBILACION TRANSITORIA     507.300    95.206.544    22.902.370   -
 992  AVA    19.101.118  MOYANO SANTANA CELER                   JUBILACION TRANSITORIA     858.147   167.860.368    37.141.448   -
 993  AVA    19.155.172  MUNOZ CAMARGO CLAUDIO                  JUBILACION TRANSITORIA   1.742.636   347.607.968    73.697.504   -
 994  AVA     3.226.714  NARANJO GONZALEZ ALCIDES               JUBILACION TRANSITORIA     395.760    83.340.760    15.509.186   -
 995  AVA    35.458.884  NEIRA GUERRERO LUCRECIA                JUBILACION TRANSITORIA     383.400    85.718.192     6.973.862   -
 996  AVA     4.092.886  NINO ROMERO LUIS ENRIQUE               JUBILACION TRANSITORIA     904.991   158.680.768    43.043.032   -
 997  AVA    14.963.987  OREJUELA CARLOS ALBERTO                JUBILACION TRANSITORIA     538.443   105.323.728    23.304.344   -
 998  AVA    17.171.579  OROBAJO RAMIREZ JOSE PEDRO             JUBILACION TRANSITORIA   1.203.994   221.071.216    55.390.720   -
 999  AVA    41.595.198  ORTIZ COTES LIA MARGARITA              JUBILACION TRANSITORIA     590.772   126.213.912    11.328.840   -
1000  AVA    31.288.114  OSORIO ARAGON MARTHA LUCIA             JUBILACION TRANSITORIA     526.089   117.619.720     9.569.306   -
1001  AVA    32.527.009  OSORIO DE SOPO MARTHA ELENA            JUBILACION TRANSITORIA     469.721   105.017.312     8.544.000   -
1002  AVA    79.122.817  OSORIO CASTANO AUGUSTO JAVIER          JUBILACION TRANSITORIA   1.411.890   247.560.240    67.152.072   -
1003  AVA     8.290.324  OSPINA ORTIZ JORGE ELIECER             JUBILACION TRANSITORIA     458.886    87.956.576    20.298.242   -
1004  AVA    19.122.664  OSPINA TELLEZ ALVARO                   JUBILACION TRANSITORIA     519.891   103.703.960    21.986.616   -
1005  AVA    17.109.383  OSSA JOSE EMILIANO                     JUBILACION TRANSITORIA     535.484    93.891.560    25.468.600   -
1006  AVA    19.098.231  PADILLA GAMBOA ALVARO ALBERTO          JUBILACION TRANSITORIA   1.858.743   363.584.896    80.448.232   -
1007  AVA    17.166.087  PADILLA MALAGON LUIS ANGEL             JUBILACION TRANSITORIA     571.326   104.903.960    26.284.316   -
1008  AVA     3.550.852  PALACIO CASSERES ROBERTO               JUBILACION TRANSITORIA     765.416   140.541.776    35.213.584   -
1009  AVA    19.088.531  PALACIOS RUBIANO ALVARO LAUREANO       JUBILACION TRANSITORIA   1.911.136   373.833.376    82.715.856   -
1010  AVA    41.487.038  PALOMINO DE ABRIL LUCY CECILIA         JUBILACION TRANSITORIA     657.612   135.798.784    13.028.743   -
1011  AVA    17.193.619  PARDO CONDE HERNANDO ANTONIO           JUBILACION TRANSITORIA     535.484   100.495.920    24.174.754   -
1012  AVA       287.555  PARDO LADINO ADRIANO                   JUBILACION TRANSITORIA     480.550    86.258.560    22.497.142   -
1013  AVA    19.060.847  PARDO PARDO HECTOR RAFAEL              JUBILACION TRANSITORIA   1.627.655   305.466.976    73.481.488   -
1014  AVA    17.141.228  PARRA ARIAS OVELIO                     JUBILACION TRANSITORIA     527.607    92.510.408    25.093.956   -
1015  AVA    19.124.687  PATINO PINZON ISAIAS                   JUBILACION TRANSITORIA     507.300   101.192.400    21.454.134   -

 931  AVA    19.094.957  FRANCO ZAMUDIO JOSE IGNACIO            440.783.512   225.183.089  61.678.731  -   286.861.820   135.740.943
 932  AVA     3.020.803  GALEANO PLAZAS GIL ROBERTO             267.644.104   120.122.341  32.674.068  -   152.796.409   102.346.619
 933  AVA    17.183.217  GALVIS HECTOR                          183.069.516   107.012.707  29.548.420  -   136.561.127    40.557.997
 934  AVA    41.499.510  GAONA DE MARTINEZ ANA MILENA           125.546.941    99.375.116   9.954.760  -   109.329.876    15.181.124
 935  AVA    19.106.169  GARCIA BLANCO ANDRES                   136.274.004    65.214.226  17.798.059  -    83.012.285    47.221.838
 936  AVA    19.091.969  GARCIA CALDERON LUIS ENRIQUE           247.205.608   126.289.943  34.591.421  -   160.881.364    76.127.897
 937  AVA    16.341.729  GARCIA CLAVIJO RODRIGO                 275.438.692   140.713.381  38.542.070  -   179.255.451    84.822.379
 938  AVA    41.691.960  GARCIA DIAZ MARIA TERESA                81.185.263    43.805.695   4.189.680  -    47.995.376    31.452.193
 939  AVA    70.059.108  GARCIA GONZALEZ GUILLERMO LEON          98.551.972    39.030.524  10.553.836  -    49.584.360    44.059.012
 940  AVA     6.860.314  GENEY OVIEDO HUMBERTO DE JESUS         187.673.136   117.609.954  32.621.456  -   150.231.410    32.461.806
 941  AVA    41.480.494  GIL LOZANO BLANCA INES                 153.314.680   121.354.308  12.156.496  -   133.510.804    18.538.812
 942  AVA     8.290.904  GIRALDO RIGOBERTO                      223.324.316   121.954.347  33.533.698  -   155.488.046    59.495.701
 943  AVA    22.416.692  GOMEZ PEREZ DENIS MARGARITA            130.582.643    90.620.152   8.909.675  -    99.529.828    29.206.928
 944  AVA    19.113.194  GONZALEZ BEJARANO FILIBERTO            213.562.108   102.200.620  27.892.266  -   130.092.886    74.003.812
 945  AVA    19.065.830  GONZALEZ CONDE RAUL HORACIO            337.923.640   184.535.481  50.741.583  -   235.277.063    90.026.023
 946  AVA    41.678.268  GONZALEZ MONTANEZ BERTHA               138.490.000   102.585.539  10.176.017  -   112.761.556    24.143.045
 947  AVA    19.120.428  GORDILLO ROCHA LUIS FRANCISCO          218.038.376   104.342.734  28.476.888  -   132.819.622    75.554.946
 948  AVA     7.435.529  GUERRERO CASTILLO HUMBERTO             139.213.924    81.377.062  22.469.889  -   103.846.950    30.842.042
 949  AVA    19.150.654  GUERRERO GALINDO ALONSO                138.125.676    66.100.344  18.039.895  -    84.140.239    47.863.488
 950  AVA    17.176.368  GUERRERO NUNEZ JAIME DE JESUS          234.106.148   136.846.021  37.786.014  -   174.632.035    51.864.859
 951  AVA    14.941.917  GUTIERREZ BUITRAGO OSCAR               151.354.716    88.473.928  24.429.478  -   112.903.406    33.531.760
 952  AVA     3.732.080  GUTIERREZ FLORIAN SEVERIANO ANTONIO    149.112.914    87.163.486  24.067.640  -   111.231.125    33.035.106
 953  AVA    19.128.133  GUZMAN ACERO GUILLERMO                 137.391.432    65.748.974  17.944.002  -    83.692.976    47.609.050
 954  AVA    10.214.897  GUZMAN HUMBERTO                        143.533.178    83.901.867  23.167.039  -   107.068.906    31.798.949
 955  AVA    14.961.186  GUZMAN MORENO JOSE MANUEL              224.872.808   122.799.968  33.766.217  -   156.566.185    59.908.224
 956  AVA    19.149.529  HERNANDEZ PARRA ALVARO                 103.376.720    46.396.888  12.620.258  -    59.017.146    39.531.072
 957  AVA    38.942.887  HERRERA CASTILLO STELLIA               172.978.780    64.445.829  17.380.522  -    81.826.350    82.383.787
 958  AVA    19.098.453  HIGUERA CORREDOR JOSE MANUEL           152.607.736    77.962.724  21.354.366  -    99.317.090    46.996.124
 959  AVA    14.970.328  HOYOS MARTINEZ MILCIADES               206.832.860    98.980.324  27.013.396  -   125.993.720    71.671.980
 960  AVA    17.176.408  HUERTAS PEREIRA MANUEL FRANCISCO       323.204.008   188.927.879  52.166.891  -   241.094.770    71.603.993
 961  AVA    19.103.701  JIMENEZ GONZALEZ ANTONIO MARIA         119.676.064    65.353.460  17.970.193  -    83.323.653    31.882.828
 962  AVA    19.158.323  JIMENEZ JIMENEZ GONZALO ENRIQUE        209.059.148    93.828.615  25.522.003  -   119.350.618    79.943.833
 963  AVA    22.414.342  JIMENEZ DE JIMENEZ EDITH VERONICA       89.035.450    61.787.736   6.074.903  -    67.862.640    19.914.224
 964  AVA    10.066.005  LARA LOAIZA ALVARO                     240.056.072   131.091.340  36.046.092  -   167.137.431    63.953.188
 965  AVA    17.199.039  LEON MEYER FABIO                       243.227.284   142.177.755  39.258.218  -   181.435.972    53.885.589
 966  AVA    41.460.424  LEYVA TORRES MARIA ISABEL              270.755.476   229.272.612  23.218.259  -   252.490.871    17.052.332
 967  AVA     7.498.850  LOAIZA MONSALVE TULIO                  150.271.460   108.773.970  30.483.913  -   139.257.883     9.433.158
 968  AVA    15.315.613  LONDONO MADRIGAL JAIME ALFONSO         184.675.516   100.848.777  27.730.315  -   128.579.093    49.199.287
 969  AVA    19.165.459  LONDONO MORALES HECTOR ANIBAL          328.480.464   147.426.550  40.100.987  -   187.527.537   125.610.314
 970  AVA    19.065.511  LOPEZ CASTANEDA NUMAEL POMPILIO        112.172.470    70.295.613  19.497.886  -    89.793.499    19.402.467
 971  AVA    35.459.548  LOPEZ GALVIZ NUBIA ROSA                120.761.624    61.315.222   5.833.245  -    67.148.467    50.892.442
 972  AVA    31.290.270  LOPEZ LONDONO GLORIA MARIA             138.881.081    90.381.958   8.815.497  -    99.197.455    37.402.562
 973  AVA    17.138.732  LOPEZ MIGUEL ANTONIO                   133.648.772    89.934.707  25.068.684  -   115.003.391    16.067.557
 974  AVA    17.191.354  LOPEZ SANABRIA VICTOR HUGO             213.069.600   124.549.165  34.390.596  -   158.939.761    47.204.339
 975  AVA     7.440.077  LOZANO MARCO TULIO                     117.053.074    68.423.011  18.893.007  -    87.316.017    25.932.429
 976  AVA    19.064.514  MANJARRES VARGAS JORGE                 204.865.224   111.874.098  30.761.940  -   142.636.038    54.578.014
 977  AVA     9.128.034  MARTELO DE LA HOZ ALVARO JOSE          121.981.388    71.303.834  19.688.464  -    90.992.298    27.024.278
 978  AVA    22.413.150  MARTINEZ MEZA CARMEN ESTHER            196.749.004   136.537.479  13.424.217  -   149.961.696    44.006.105
 979  AVA     7.450.608  MEJIA MARENO MANUEL EUSEBIO            175.247.960    89.528.933  24.522.406  -   114.051.338    53.968.267
 980  AVA    13.805.318  MENDEZ ARGUELLO ALONSO                 308.472.416   180.316.579  49.789.133  -   230.105.711    68.340.285
 981  AVA     7.431.235  MOLINA MOLINA ESLAITER RAMON           338.691.224   212.249.119  58.871.511  -   271.120.629    58.583.393
 982  AVA    17.146.770  MONROY VARGAS TITO ANTONIO             249.560.560   167.933.869  46.810.415  -   214.744.284    30.002.739
 983  AVA    19.086.689  MONTERO MARQUEZ EDILBERTO MANUEL       444.562.120   259.867.405  71.754.758  -   331.622.163    98.490.163
 984  AVA    19.186.990  MONTERO SARMIENTO HENRY                133.435.254    56.227.948  15.247.320  -    71.475.268    55.487.540
 985  AVA    24.480.046  MONTES PATINO MARIA DEL CARMEN         100.513.609    85.113.762   8.619.405  -    93.733.166     6.330.406
 986  AVA     9.511.871  MORANTES MORANTES GABRIEL ANTONIO      203.259.664   136.777.144  38.125.696  -   174.902.840    24.436.344
 987  AVA    17.198.770  MORENO RAMON NONATO                     94.478.980    55.227.390  15.249.424  -    70.476.814    20.931.274
 988  AVA    17.178.901  MORENO ROMAN                           202.367.028   126.818.232  35.175.557  -   161.993.789    35.003.416
 989  AVA    17.189.556  MORENO ECHEVERRI EDGAR                 214.747.048   125.529.720  34.661.348  -   160.191.067    47.575.960
 990  AVA    19.071.623  MORENO MARTINEZ ELIAS ANTONIO          177.298.210    96.820.125  26.622.562  -   123.442.687    47.233.907
 991  AVA    17.123.235  MORENO RUIZ JULIO ENRIQUE              118.108.914    69.040.194  19.063.424  -    88.103.618    26.166.350
 992  AVA    19.101.118  MOYANO SANTANA CELER                   205.001.816   104.729.287  28.685.855  -   133.415.141    63.131.081
 993  AVA    19.155.172  MUNOZ CAMARGO CLAUDIO                  421.305.472   201.616.646  55.024.576  -   256.641.222   145.991.322
 994  AVA     3.226.714  NARANJO GONZALEZ ALCIDES                98.849.946    39.148.537  10.585.745  -    49.734.283    44.192.223
 995  AVA    35.458.884  NEIRA GUERRERO LUCRECIA                 92.692.054    53.193.283   5.117.529  -    58.310.812    32.524.909
 996  AVA     4.092.886  NINO ROMERO LUIS ENRIQUE               201.723.800   146.017.732  40.921.479  -   186.939.211    12.663.036
 997  AVA    14.963.987  OREJUELA CARLOS ALBERTO                128.628.072    65.712.230  17.998.896  -    83.711.126    39.611.498
 998  AVA    17.171.579  OROBAJO RAMIREZ JOSE PEDRO             276.461.936   173.251.627  48.054.779  -   221.306.406    47.819.589
 999  AVA    41.595.198  ORTIZ COTES LIA MARGARITA              137.542.752    95.450.248   9.384.564  -   104.834.812    30.763.664
1000  AVA    31.288.114  OSORIO ARAGON MARTHA LUCIA             127.189.026    72.990.092   7.022.107  -    80.012.200    44.629.628
1001  AVA    32.527.009  OSORIO DE SOPO MARTHA ELENA            113.561.312    65.169.540   6.269.721  -    71.439.262    39.847.772
1002  AVA    79.122.817  OSORIO CASTANO AUGUSTO JAVIER          314.712.312   227.804.455  63.842.216  -   291.646.671    19.755.785
1003  AVA     8.290.324  OSPINA ORTIZ JORGE ELIECER             108.254.818    59.116.478  16.255.215  -    75.371.692    28.840.098
1004  AVA    19.122.664  OSPINA TELLEZ ALVARO                   125.690.576    60.149.501  16.415.809  -    76.565.310    43.554.459
1005  AVA    17.109.383  OSSA JOSE EMILIANO                     119.360.160    86.398.834  24.213.279  -   110.612.112     7.492.726
1006  AVA    19.098.231  PADILLA GAMBOA ALVARO ALBERTO          444.033.128   226.843.215  62.133.444  -   288.976.659   136.741.681
1007  AVA    17.166.087  PADILLA MALAGON LUIS ANGEL             131.188.276    82.212.337  22.803.225  -   105.015.561    22.691.623
1008  AVA     3.550.852  PALACIO CASSERES ROBERTO               175.755.360   110.141.387  30.549.900  -   140.691.288    30.400.389
1009  AVA    19.088.531  PALACIOS RUBIANO ALVARO LAUREANO       456.549.232   233.237.333  63.884.825  -   297.122.158   140.596.043
1010  AVA    41.487.038  PALOMINO DE ABRIL LUCY CECILIA         148.827.527   117.802.568  11.800.704  -   129.603.272    17.996.216
1011  AVA    17.193.619  PARDO CONDE HERNANDO ANTONIO           124.670.674    72.875.850  20.122.529  -    92.998.379    27.620.070
1012  AVA       287.555  PARDO LADINO ADRIANO                   108.755.702    73.183.704  20.399.456  -    93.583.160    13.074.856
1013  AVA    19.060.847  PARDO PARDO HECTOR RAFAEL              378.948.464   221.513.142  61.164.357  -   282.677.499    83.953.834
1014  AVA    17.141.228  PARRA ARIAS OVELIO                     117.604.364    85.127.900  23.857.099  -   108.984.999     7.382.508
1015  AVA    19.124.687  PATINO PINZON ISAIAS                   122.646.534    58.692.768  16.018.243  -    74.711.011    42.499.632

 931  AVA    19.094.957  FRANCO ZAMUDIO JOSE IGNACIO            18.180.749   -      153.921.692  1.964.890      144.079.791
 932  AVA     3.020.803  GALEANO PLAZAS GIL ROBERTO             12.501.076   -      114.847.695  1.165.541      111.311.077
 933  AVA    17.183.217  GALVIS HECTOR                           5.950.392   -       46.508.389    837.350       40.396.129
 934  AVA    41.499.510  GAONA DE MARTINEZ ANA MILENA            1.035.941   -       16.217.065    590.747       10.716.107
 935  AVA    19.106.169  GARCIA BLANCO ANDRES                    6.039.881   -       53.261.719    600.249       50.869.498
 936  AVA    19.091.969  GARCIA CALDERON LUIS ENRIQUE           10.196.347   -       86.324.244  1.101.973       80.804.546
 937  AVA    16.341.729  GARCIA CLAVIJO RODRIGO                 11.360.862   -       96.183.241  1.227.829       90.033.222
 938  AVA    41.691.960  GARCIA DIAZ MARIA TERESA                1.737.695   -       33.189.887    358.000       32.479.296
 939  AVA    70.059.108  GARCIA GONZALEZ GUILLERMO LEON          4.908.600   -       48.967.612    420.174       48.414.453
 940  AVA     6.860.314  GENEY OVIEDO HUMBERTO DE JESUS          4.979.920   -       37.441.726    870.362       29.970.127
 941  AVA    41.480.494  GIL LOZANO BLANCA INES                  1.265.064   -       19.803.876    721.405       13.086.231
 942  AVA     8.290.904  GIRALDO RIGOBERTO                       8.340.570   -       67.836.270  1.008.097       61.677.791
 943  AVA    22.416.692  GOMEZ PEREZ DENIS MARGARITA             1.845.888   -       31.052.815    597.278       26.872.119
 944  AVA    19.113.194  GONZALEZ BEJARANO FILIBERTO             9.465.410   -       83.469.222    940.682       79.720.289
 945  AVA    19.065.830  GONZALEZ CONDE RAUL HORACIO            12.620.553   -      102.646.577  1.525.404       93.327.865
 946  AVA    41.678.268  GONZALEZ MONTANEZ BERTHA                1.585.399   -       25.728.444    642.268       20.513.573
 947  AVA    19.120.428  GORDILLO ROCHA LUIS FRANCISCO           9.663.808   -       85.218.754    960.398       81.391.153
 948  AVA     7.435.529  GUERRERO CASTILLO HUMBERTO              4.524.931   -       35.366.974    636.757       30.718.960
 949  AVA    19.150.654  GUERRERO GALINDO ALONSO                 6.121.949   -       53.985.437    608.405       51.560.693
 950  AVA    17.176.368  GUERRERO NUNEZ JAIME DE JESUS           7.609.254   -       59.474.113  1.070.789       51.657.871
 951  AVA    14.941.917  GUTIERREZ BUITRAGO OSCAR                4.919.550   -       38.451.310    692.288       33.397.933
 952  AVA     3.732.080  GUTIERREZ FLORIAN SEVERIANO ANTONIO     4.846.682   -       37.881.789    682.034       32.903.254
 953  AVA    19.128.133  GUZMAN ACERO GUILLERMO                  6.089.406   -       53.698.456    605.171       51.286.619
 954  AVA    10.214.897  GUZMAN HUMBERTO                         4.665.323   -       36.464.272    656.513       31.672.050
 955  AVA    14.961.186  GUZMAN MORENO JOSE MANUEL               8.398.399   -       68.306.623  1.015.087       62.105.464
 956  AVA    19.149.529  HERNANDEZ PARRA ALVARO                  4.828.502   -       44.359.574    450.187       42.993.598
 957  AVA    38.942.887  HERRERA CASTILLO STELLIA                8.768.642   -       91.152.430    730.264       90.759.149
 958  AVA    19.098.453  HIGUERA CORREDOR JOSE MANUEL            6.294.522   -       53.290.646    680.283       49.883.225
 959  AVA    14.970.328  HOYOS MARTINEZ MILCIADES                9.167.160   -       80.839.140    911.041       77.208.301
 960  AVA    17.176.408  HUERTAS PEREIRA MANUEL FRANCISCO       10.505.245   -       82.109.238  1.478.318       71.318.239
 961  AVA    19.103.701  JIMENEZ GONZALEZ ANTONIO MARIA          4.469.583   -       36.352.411    540.224       33.052.202
 962  AVA    19.158.323  JIMENEZ JIMENEZ GONZALO ENRIQUE         9.764.697   -       89.708.530    910.414       86.946.031
 963  AVA    22.414.342  JIMENEZ DE JIMENEZ EDITH VERONICA       1.258.587   -       21.172.810    407.243       18.322.262
 964  AVA    10.066.005  LARA LOAIZA ALVARO                      8.965.452   -       72.918.641  1.083.625       66.298.775
 965  AVA    17.199.039  LEON MEYER FABIO                        7.905.722   -       61.791.312  1.112.509       53.670.586
 966  AVA    41.460.424  LEYVA TORRES MARIA ISABEL               1.212.273   -       18.264.605  1.293.520        4.565.787
 967  AVA     7.498.850  LOAIZA MONSALVE TULIO                   1.580.419   -       11.013.577    717.914        2.753.176
 968  AVA    15.315.613  LONDONO MADRIGAL JAIME ALFONSO          6.897.137   -       56.096.423    833.635       51.003.787
 969  AVA    19.165.459  LONDONO MORALES HECTOR ANIBAL          15.342.613   -      140.952.927  1.430.472      136.612.419
 970  AVA    19.065.511  LOPEZ CASTANEDA NUMAEL POMPILIO         2.976.504   -       22.378.971    520.216       17.913.162
 971  AVA    35.459.548  LOPEZ GALVIZ NUBIA ROSA                 2.720.715   -       53.613.157    520.216       52.407.081
 972  AVA    31.290.270  LOPEZ LONDONO GLORIA MARIA              2.281.064   -       39.683.626    626.916       35.952.261
 973  AVA    17.138.732  LOPEZ MIGUEL ANTONIO                    2.577.824   -       18.645.381    628.869       12.366.326
 974  AVA    17.191.354  LOPEZ SANABRIA VICTOR HUGO              6.925.500   -       54.129.839    974.569       47.015.968
 975  AVA     7.440.077  LOZANO MARCO TULIO                      3.804.627   -       29.737.057    535.395       25.828.971
 976  AVA    19.064.514  MANJARRES VARGAS JORGE                  7.651.172   -       62.229.186    924.772       56.579.765
 977  AVA     9.128.034  MARTELO DE LA HOZ ALVARO JOSE           3.964.812   -       30.989.090    557.936       26.916.405
 978  AVA    22.413.150  MARTINEZ MEZA CARMEN ESTHER             2.781.203   -       46.787.308    899.919       40.488.245
 979  AVA     7.450.608  MEJIA MARENO MANUEL EUSEBIO             7.228.354   -       61.196.622    781.206       57.283.617
 980  AVA    13.805.318  MENDEZ ARGUELLO ALONSO                 10.026.419   -       78.366.705  1.410.936       68.067.540
 981  AVA     7.431.235  MOLINA MOLINA ESLAITER RAMON            8.987.201   -       67.570.595  1.570.731       54.086.706
 982  AVA    17.146.770  MONROY VARGAS TITO ANTONIO              4.813.537   -       34.816.276  1.174.279       23.091.487
 983  AVA    19.086.689  MONTERO MARQUEZ EDILBERTO MANUEL       14.449.794   -      112.939.957  2.033.403       98.097.102
 984  AVA    19.186.990  MONTERO SARMIENTO HENRY                 6.472.446   -       61.959.986    574.812       60.726.092
 985  AVA    24.480.046  MONTES PATINO MARIA DEL CARMEN            450.036   -        6.780.443    480.199        1.694.979
 986  AVA     9.511.871  MORANTES MORANTES GABRIEL ANTONIO       3.920.480   -       28.356.824    956.415       18.807.318
 987  AVA    17.198.770  MORENO RAMON NONATO                     3.070.892   -       24.002.166    432.142       20.847.757
 988  AVA    17.178.901  MORENO ROMAN                            5.369.823   -       40.373.239    938.507       32.316.647
 989  AVA    17.189.556  MORENO ECHEVERRI EDGAR                  6.980.020   -       54.555.981    982.241       47.386.094
 990  AVA    19.071.623  MORENO MARTINEZ ELIAS ANTONIO           6.621.616   -       53.855.523    800.333       48.966.302
 991  AVA    17.123.235  MORENO RUIZ JULIO ENRIQUE               3.838.946   -       30.005.296    540.224       26.061.934
 992  AVA    19.101.118  MOYANO SANTANA CELER                    8.455.593   -       71.586.675    913.841       67.009.369
 993  AVA    19.155.172  MUNOZ CAMARGO CLAUDIO                  18.672.928   -      164.664.250  1.855.733      157.268.405
 994  AVA     3.226.714  NARANJO GONZALEZ ALCIDES                4.923.441   -       49.115.663    421.445       48.560.904
 995  AVA    35.458.884  NEIRA GUERRERO LUCRECIA                 1.856.333   -       34.381.242    408.283       32.734.084
 996  AVA     4.092.886  NINO ROMERO LUIS ENRIQUE                2.121.553   -       14.784.589    963.725        3.695.847
 997  AVA    14.963.987  OREJUELA CARLOS ALBERTO                 5.305.448   -       44.916.946    573.388       42.044.920
 998  AVA    17.171.579  OROBAJO RAMIREZ JOSE PEDRO              7.335.941   -       55.155.530  1.282.133       44.149.088
 999  AVA    41.595.198  ORTIZ COTES LIA MARGARITA               1.944.276   -       32.707.940    629.113       28.304.413
1000  AVA    31.288.114  OSORIO ARAGON MARTHA LUCIA              2.547.199   -       47.176.826    560.232       44.916.594
1001  AVA    32.527.009  OSORIO DE SOPO MARTHA ELENA             2.274.279   -       42.122.050    500.206       40.103.998
1002  AVA    79.122.817  OSORIO CASTANO AUGUSTO JAVIER           3.309.856   -       23.065.641  1.503.522        5.765.953
1003  AVA     8.290.324  OSPINA ORTIZ JORGE ELIECER              4.043.027   -       32.883.126    488.668       29.897.884
1004  AVA    19.122.664  OSPINA TELLEZ ALVARO                    5.570.807   -       49.125.266    553.632       46.918.825
1005  AVA    17.109.383  OSSA JOSE EMILIANO                      1.255.321   -        8.748.048    570.237        2.186.840
1006  AVA    19.098.231  PADILLA GAMBOA ALVARO ALBERTO          18.314.788   -      155.056.469  1.979.375      145.141.952
1007  AVA    17.166.087  PADILLA MALAGON LUIS ANGEL              3.481.091   -       26.172.715    608.405       20.949.877
1008  AVA     3.550.852  PALACIO CASSERES ROBERTO                4.663.684   -       35.064.072    815.092       28.066.955
1009  AVA    19.088.531  PALACIOS RUBIANO ALVARO LAUREANO       18.831.031   -      159.427.074  2.035.169      149.233.181
1010  AVA    41.487.038  PALOMINO DE ABRIL LUCY CECILIA          1.228.039   -       19.224.255    700.291       12.703.227
1011  AVA    17.193.619  PARDO CONDE HERNANDO ANTONIO            4.052.225   -       31.672.295    570.237       27.509.845
1012  AVA       287.555  PARDO LADINO ADRIANO                    2.097.686   -       15.172.542    511.738       10.063.014
1013  AVA    19.060.847  PARDO PARDO HECTOR RAFAEL              12.317.131   -       96.270.965  1.733.290       83.618.810
1014  AVA    17.141.228  PARRA ARIAS OVELIO                      1.236.857   -        8.619.365    561.849        2.154.669
1015  AVA    19.124.687  PATINO PINZON ISAIAS                    5.435.891   -       47.935.523    540.224       45.782.536

1016   AVA    8.302.485  PELAEZ RAMIREZ GILBERTO DE JESUS    707232   300   1   Casado(a)      54  0   18/01/1950  24/07/1969
1017   AVA   17.198.819  PENA BEJARANO LUIS JORGE            708820   300   1   Casado(a)      56  0   23/04/1948  11/01/1971
1018   AVA   41.743.575  PENA PRADA MARLENY                  710135   300   2   Union libre    48  0   09/08/1955  21/07/1975
1019   AVA   37.916.555  PEREZ TORRES DELFINA ESTHER         723063   300   2   Casado(a)      49  0   29/01/1955  15/10/1972
1020   AVA   19.068.932  PINZON RODRIGUEZ HECTOR JULIO       733051   300   1   Union libre    55  0   20/04/1949  05/03/1969
1021   AVA   19.188.771  PLAZAS HERRERA HECTOR HOLGER        735593   300   1   Casado(a)      51  0   14/09/1952  06/08/1969
1022   AVA    7.425.178  POLO PULIDO ORLANDO MANUEL          738990   300   1   Casado(a)      58  0   06/10/1945  23/01/1970
1023   AVA   19.158.932  PORTILLA BARRERA JAIRO ENRIQUE      740526   300   1   Casado(a)      54  0   18/02/1950  09/12/1970
1024   AVA    7.430.126  PRENTT BOHORQUEZ RAFAEL ENRIQUE     745603   300   1   Casado(a)      58  0   22/06/1946  24/11/1970
1025   AVA   14.934.005  QUINTERO RAUL                       755392   300   1   Casado(a)      57  0   19/07/1946  16/09/1968
1026   AVA   17.147.181  RAMIREZ ACOSTA GILBERTO             761073   300   1   Casado(a)      58  0   28/03/1946  14/02/1968
1027   AVA    8.272.803  RAMIREZ JAVIER DE JESUS             764864   300   1   Casado(a)      57  0   07/03/1947  03/02/1970
1028   AVA   34.050.478  RAMIREZ MARIN LUZ MARINA            765645   300   2   Union libre    50  0   01/05/1954  04/08/1977
1029   AVA   19.058.475  RAMIREZ NADER JUAN JOSE             767045   300   1   Casado(a)      55  0   16/08/1948  08/09/1969
1030   AVA   17.158.424  RAMIREZ SANCHEZ BENEDICTO           769355   300   1   Casado(a)      59  0   17/11/1944  28/01/1969
1031   AVA   17.126.933  RAMOS EDUARDO                       771411   300   1   Casado(a)      58  0   18/07/1945  10/04/1978
1032   AVA   70.045.663  RESTREPO RIGOBERTO                  780710   300   1   Casado(a)      51  0   17/04/1953  31/03/1973
1033   AVA   19.162.141  REY GOMEZ JORGE ELIECER             782574   300   1   Casado(a)      52  0   14/10/1951  28/01/1972
1034   AVA   17.178.355  RINCON BECERRA EDUARDO              788572   300   1   Casado(a)      56  0   02/09/1947  11/09/1967
1035   AVA   19.165.427  RINCON RODRIGUEZ VICTOR MANUEL      790661   300   1   Casado(a)      52  0   15/11/1951  17/02/1975
1036   AVA    7.426.679  RIVERA OSORIO WILSON                794054   300   1   Casado(a)      58  0   04/10/1945  18/08/1969
1037   AVA   24.573.132  RIVERA SARA                         794522   300   2   Soltero(a)     48  0   19/08/1955  20/11/1978
1038   AVA   70.114.354  RIVILLAS YEPES ALVARO DE JESUS      795336   300   1   Casado(a)      49  0   28/10/1954  20/09/1973
1039   AVA   41.784.071  RODRIGUEZ CASAS BLANCA AURORA       803316   300   2   Soltero(a)     47  0   23/02/1957  01/09/1975
1040   AVA   19.087.160  RODRIGUEZ CARLOS ALBERTO            804576   300   1   Divorsiado(a)  54  0   27/10/1949  07/10/1968
1041   AVA    7.476.799  RODRIGUEZ CORCHO HENRY HERIBERTO    804635   300   1   Casado(a)      51  0   29/10/1952  29/03/1971
1042   AVA   41.465.116  RODRIGUEZ FORERO GLORIA CECILIA     806131   300   2   Casado(a)      54  0   29/08/1949  15/06/1970
1043   AVA   19.069.626  RODRIGUEZ MORALES CRISANTO          811230   300   1   Casado(a)      55  0   26/08/1948  05/11/1970
1044   AVA   41.323.705  RODRIGUEZ PACHON ALCIRA             812313   300   2   Casado(a)      54  0   24/06/1950  22/05/1969
1045   AVA   41.481.606  RODRIGUEZ DE ACOSTA FANNY           814111   300   2   Casado(a)      54  0   03/09/1949  18/12/1968
1046   AVA   41.595.932  RODRIGUEZ RIVERA MARTHA INES        815150   300   2   Soltero(a)     51  0   04/01/1953  22/01/1973
1047   AVA   19.084.909  ROJAS MARIO DAVID                   818731   300   1   Casado(a)      54  0   23/10/1949  17/03/1971
1048   AVA   14.953.664  ROJAS JESUS ALBERTO                 821586   300   1   Soltero(a)     55  0   18/09/1948  12/12/1968
1049   AVA   11.330.358  ROLDAN LOZANO PABLO ROBERTO         824526   300   1   Casado(a)      57  0   12/03/1947  21/12/1970
1050   AVA   19.218.622  ROMERO LUIS EDUARDO                 825532   300   1   Union libre    51  0   03/04/1953  10/03/1971
1051   AVA    7.469.099  ROMERO MAZA NESTOR                  827551   300   1   Casado(a)      53  0   03/11/1950  22/04/1971
1052   AVA   19.051.466  ROMERO REY LUIS CARLOS              828520   300   1   Casado(a)      56  0   15/04/1948  07/07/1970
1053   AVA   19.061.654  ROSAS RAMIREZ ALFONSO DE JESUS      831261   300   1   Soltero(a)     55  0   01/12/1948  19/05/1971
1054   AVA    8.233.579  RUIZ CASTANEDA ROGER DE JESUS       840722   300   1   Union libre    59  0   13/01/1945  15/01/1973
1055   AVA   41.653.392  RUIZ CONTRERAS MARIA TERESA         840906   300   2   Casado(a)      50  0   03/10/1953  28/11/1978
1056   AVA   32.533.527  RUIZ GONZALEZ GLORIA DEL SOCORRO    841750   300   2   Soltero(a)     49  0   23/01/1955  09/06/1976
1057   AVA    3.020.423  RUIZ RAFAEL ANTONIO                 844222   300   1   Soltero(a)     50  0   17/06/1954  07/07/1975
1058   AVA   32.447.900  RUIZ RUIZ MARIA LUCIA               844373   300   2   Soltero(a)     54  0   06/02/1950  17/02/1969
1059   AVA    3.222.610  SABOYA AVENDANO JORGE ELIECER       846425   300   1   Union libre    58  0   16/04/1946  19/05/1969
1060   AVA   19.066.471  SALAZAR ALVAREZ DANIEL              850113   300   1   Soltero(a)     55  0   28/02/1949  12/01/1970
1061   AVA    7.439.442  SALAZAR CARMONA RODRIGO DE JESUS    850253   300   1   Casado(a)      56  0   15/01/1948  01/02/1970
1062   AVA   41.429.528  ORDONEZ DE SALAZAR MARTHA LUCIA     851325   300   2   Casado(a)      55  0   07/10/1948  05/02/1975
1063   AVA    5.562.767  SANCHEZ AGUILERA JOSE MISAEL        858546   300   1   Casado(a)      58  0   26/03/1946  21/04/1969
1064   AVA    3.001.009  SANCHEZ VEGA JAIRO EVANGELISTA      867381   300   1   Casado(a)      54  0   09/10/1949  12/04/1971
1065   AVA   17.164.557  SANCHEZ YAGUE JOSE GILDARDO         867425   300   1   Casado(a)      57  0   29/03/1947  25/11/1975
1066   AVA    3.756.598  SARMIENTO SOTO ISMAEL               877870   300   1   Casado(a)      56  0   17/06/1948  07/02/1977
1067   AVA   10.065.959  SOTO SOTO REINALDO                  897245   300   1   Casado(a)      55  0   25/08/1948  01/02/1971
1068   AVA    3.385.020  SOTO SANCHEZ GERMAN DE JESUS        897680   300   1   Casado(a)      51  0   10/05/1953  26/01/1976
1069   AVA   17.166.152  SUA PINZON JUAN ROBERTO             898903   300   1   Casado(a)      59  0   05/01/1945  01/08/1977
1070   AVA   11.254.600  SUAREZ RODRIGUEZ ITALO JULIO        901972   300   1   Casado(a)      47  0   23/07/1956  01/07/1977
1071   AVA   12.098.618  SUESCUN QUINTANA ANIBAL             904083   300   1   Union libre    55  0   15/09/1948  01/06/1971
1072   AVA   41.323.334  TELLEZ AMAYA DORIS STELLA           909834   300   2   Soltero(a)     55  0   17/06/1949  18/03/1969
1073   AVA   19.069.786  TORRES CANTOR QUINTILIANO           918374   300   1   Casado(a)      56  0   04/03/1948  01/08/1978
1074   AVA   38.227.095  TOVAR GONZALEZ GLORIA ESPERANZA     925794   300   2   Soltero(a)     54  0   08/11/1949  07/04/1975
1075   AVA   19.055.924  TOVAR SANABRIA DIONISIO             926236   300   1   Casado(a)      57  0   14/02/1947  02/07/1970
1076   AVA   19.153.504  TRIANA RODRIGUEZ HECTOR ENRIQUE     928900   300   1   Casado(a)      55  0   18/01/1949  06/08/1969
1077   AVA   28.781.275  TRUJILLO ARAGON AMPARO CECILIA      929843   300   2   Union libre    54  0   17/08/1949  01/07/1969
1078   AVA   19.102.073  URBINA PINZON JOSE LIBARDO          935082   300   1   Soltero(a)     56  0   07/10/1947  09/12/1971
1079   AVA    8.290.617  VALENCIA PEREZ JESUS ANTONIO        943202   300   1   Casado(a)      55  0   22/11/1948  30/05/1973
1080   AVA   12.095.974  VANEGAS SANCHEZ JAIRO               948021   300   1   Union libre    58  0   20/10/1945  22/02/1973
1081   AVA   22.395.230  VARELA DE PADILLA ROSARIO INES      948931   300   2   Casado(a)      53  0   23/09/1950  24/04/1972
1082   AVA    8.348.706  VARGAS OROZCO LUIS EDUARDO          954004   300   1   Casado(a)      50  0   04/08/1953  26/06/1973
1083   AVA   41.624.349  VELANDIA VIRGUEZ BELSY              960643   300   2   Casado(a)      53  0   23/04/1951  11/03/1974
1084   AVA   14.956.123  VERA CALLE JAIME ANTONIO            968365   300   1   Casado(a)      55  0   22/06/1949  30/07/1971
1085   AVA   14.957.748  VIAFARA MEDINA ABSALON              970476   300   1   Casado(a)      54  0   20/07/1949  03/02/1969
1086   AVA   12.528.484  VILORIA CARRILLO WILSON ENRIQUE     973652   300   1   Casado(a)      59  0   15/01/1945  07/04/1969
1087   AVA   11.370.965  VILLALBA VELANDIA NOE               976135   300   1   Casado(a)      56  0   25/12/1947  01/08/1974
1088   AVA   41.697.430  VILLAQUIRAN FORERO HERMINIA         979860   300   2   Union libre    48  0   14/09/1955  11/12/1972
1089   AVA    3.768.316  VILLARREAL NIEBLES MAXIMINO         980545   300   1   Casado(a)      54  0   06/06/1950  01/03/1972
1090   AVA   19.195.264  VIRVIESCAS PARDO JESUS ALBERTO      984885   300   1   Casado(a)      51  0   08/02/1953  02/07/1973
1091   AVA   40.175.811  REINA DE ZALDUA ROSA EDILIA         992003   300   2   Casado(a)      54  0   20/11/1949  06/02/1973
1092   AVA   10.162.135  ZUMAQUE VIRGUEZ JORGE ENRIQUE       999040   300   1   Casado(a)      50  0   06/06/1954  20/11/1979
1093   AVA   17.097.215  ACUNA HIGUERA BERNARDO                8606   310   1   Casado(a)      60  0   20/04/1944  02/07/1962
1094   AVA   29.223.585  GUZMAN DE AHUMADA ETTEL              14910   310   2   Casado(a)      62  0   27/05/1942  01/04/1961
1095   AVA    7.428.853  ALFARO VALENCIA ANTONIO DE JESUS     19946   310   1   Casado(a)      58  0   15/01/1946  19/02/1968
1096   AVA    7.418.088  ALGARIN BARRIOSNUEVO ARCENIO         20790   310   1   Casado(a)      60  0   14/12/1943  20/03/1963
1097   AVA   28.602.975  ALGARRA LOZA ELIZABETH               21346   310   2   Soltero(a)     54  0   12/08/1949  22/02/1968
1098   AVA   17.093.920  ALONSO GUZMAN JAIME                  22923   310   1   Casado(a)      60  0   15/01/1944  16/09/1965
1099   AVA   29.378.474  ALONSO GOMEZ OROSIA                  22993   310   2   Casado(a)      62  0   16/02/1942  01/09/1962
1100   AVA   17.115.408  ALVARADO RODRIGUEZ JAIME             25351   310   1   Union libre    59  0   12/03/1945  23/10/1964

1016   AVA    8.302.485  PELAEZ RAMIREZ GILBERTO DE JESUS    JUBILACION TRANSITORIA      602.728    117.898.384   26.086.664    -
1017   AVA   17.198.819  PENA BEJARANO LUIS JORGE            JUBILACION TRANSITORIA    1.624.333    304.843.552   73.331.512    -
1018   AVA   41.743.575  PENA PRADA MARLENY                  JUBILACION TRANSITORIA      414.277     92.621.488    7.535.500    -
1019   AVA   37.916.555  PEREZ TORRES DELFINA ESTHER         JUBILACION TRANSITORIA      584.894    128.892.784   10.831.891    -
1020   AVA   19.068.932  PINZON RODRIGUEZ HECTOR JULIO       JUBILACION TRANSITORIA      639.885    122.649.400   28.304.508    -
1021   AVA   19.188.771  PLAZAS HERRERA HECTOR HOLGER        JUBILACION TRANSITORIA    1.131.224    234.123.600   45.518.400    -
1022   AVA    7.425.178  POLO PULIDO ORLANDO MANUEL          JUBILACION TRANSITORIA      829.360    148.869.840   38.826.820    -
1023   AVA   19.158.932  PORTILLA BARRERA JAIRO ENRIQUE      JUBILACION TRANSITORIA      577.708    113.004.272   25.003.774    -
1024   AVA    7.430.126  PRENTT BOHORQUEZ RAFAEL ENRIQUE     JUBILACION TRANSITORIA      622.439    111.727.592   29.139.732    -
1025   AVA   14.934.005  QUINTERO RAUL                       JUBILACION TRANSITORIA      679.396    124.747.224   31.256.162    -
1026   AVA   17.147.181  RAMIREZ ACOSTA GILBERTO             JUBILACION TRANSITORIA    1.457.496    261.620.032   68.233.264    -
1027   AVA    8.272.803  RAMIREZ JAVIER DE JESUS             JUBILACION TRANSITORIA    1.569.257    288.138.944   72.194.936    -
1028   AVA   34.050.478  RAMIREZ MARIN LUZ MARINA            JUBILACION TRANSITORIA      356.990     77.487.848    6.728.896    -
1029   AVA   19.058.475  RAMIREZ NADER JUAN JOSE             JUBILACION TRANSITORIA    1.965.680    376.769.984   86.949.368    -
1030   AVA   17.158.424  RAMIREZ SANCHEZ BENEDICTO           JUBILACION TRANSITORIA      535.817     93.949.944   25.484.438    -
1031   AVA   17.126.933  RAMOS EDUARDO                       JUBILACION TRANSITORIA      356.990     64.079.584   16.712.631    -
1032   AVA   70.045.663  RESTREPO RIGOBERTO                  JUBILACION TRANSITORIA      520.454    107.715.680   20.942.122    -
1033   AVA   19.162.141  REY GOMEZ JORGE ELIECER             JUBILACION TRANSITORIA      861.924    175.194.240   35.575.412    -
1034   AVA   17.178.355  RINCON BECERRA EDUARDO              JUBILACION TRANSITORIA    1.319.935    247.716.240   59.589.276    -
1035   AVA   19.165.427  RINCON RODRIGUEZ VICTOR MANUEL      JUBILACION TRANSITORIA      497.905    101.203.920   20.550.738    -
1036   AVA    7.426.679  RIVERA OSORIO WILSON                JUBILACION TRANSITORIA      711.067    127.636.280   33.288.886    -
1037   AVA   24.573.132  RIVERA SARA                         JUBILACION TRANSITORIA      356.990     79.813.616    6.493.477    -
1038   AVA   70.114.354  RIVILLAS YEPES ALVARO DE JESUS      JUBILACION TRANSITORIA      356.990     76.436.152   13.612.658    -
1039   AVA   41.784.071  RODRIGUEZ CASAS BLANCA AURORA       JUBILACION TRANSITORIA      413.357     93.699.912    7.379.885    -
1040   AVA   19.087.160  RODRIGUEZ CARLOS ALBERTO            JUBILACION TRANSITORIA    1.006.836    196.945.120   43.576.860    -
1041   AVA    7.476.799  RODRIGUEZ CORCHO HENRY HERIBERTO    JUBILACION TRANSITORIA    1.149.931    237.995.280   46.271.136    -
1042   AVA   41.465.116  RODRIGUEZ FORERO GLORIA CECILIA     JUBILACION TRANSITORIA    2.039.005    413.487.424   41.009.720    -
1043   AVA   19.069.626  RODRIGUEZ MORALES CRISANTO          JUBILACION TRANSITORIA      571.326    109.508.408   25.271.884    -
1044   AVA   41.323.705  RODRIGUEZ PACHON ALCIRA             JUBILACION TRANSITORIA      643.572    130.509.208   12.943.915    -
1045   AVA   41.481.606  RODRIGUEZ DE ACOSTA FANNY           JUBILACION TRANSITORIA      693.488    140.631.616   13.947.856    -
1046   AVA   41.595.932  RODRIGUEZ RIVERA MARTHA INES        JUBILACION TRANSITORIA      544.878    116.409.016   10.448.761    -
1047   AVA   19.084.909  ROJAS MARIO DAVID                   JUBILACION TRANSITORIA      751.557    147.010.512   32.528.128    -
1048   AVA   14.953.664  ROJAS JESUS ALBERTO                 JUBILACION TRANSITORIA    1.211.260    232.167.200   53.578.560    -
1049   AVA   11.330.358  ROLDAN LOZANO PABLO ROBERTO         JUBILACION TRANSITORIA    2.611.309    479.475.232  120.135.384    -
1050   AVA   19.218.622  ROMERO LUIS EDUARDO                 JUBILACION TRANSITORIA      685.588    141.892.608   27.586.816    -
1051   AVA    7.469.099  ROMERO MAZA NESTOR                  JUBILACION TRANSITORIA      443.220     88.410.200   18.744.136    -
1052   AVA   19.051.466  ROMERO REY LUIS CARLOS              JUBILACION TRANSITORIA    1.051.236    197.288.672   47.458.696    -
1053   AVA   19.061.654  ROSAS RAMIREZ ALFONSO DE JESUS      JUBILACION TRANSITORIA      516.695     99.037.064   22.855.354    -
1054   AVA    8.233.579  RUIZ CASTANEDA ROGER DE JESUS       JUBILACION TRANSITORIA      469.721     82.360.696   22.340.790    -
1055   AVA   41.653.392  RUIZ CONTRERAS MARIA TERESA         JUBILACION TRANSITORIA      375.777     81.565.736    7.083.011    -
1056   AVA   32.533.527  RUIZ GONZALEZ GLORIA DEL SOCORRO    JUBILACION TRANSITORIA      356.990     78.669.696    6.611.244    -
1057   AVA    3.020.423  RUIZ RAFAEL ANTONIO                 JUBILACION TRANSITORIA      479.117    100.894.416   18.775.812    -
1058   AVA   32.447.900  RUIZ RUIZ MARIA LUCIA               JUBILACION TRANSITORIA      507.300    102.874.768   10.203.129    -
1059   AVA    3.222.610  SABOYA AVENDANO JORGE ELIECER       JUBILACION TRANSITORIA      826.712    148.394.512   38.702.856    -
1060   AVA   19.066.471  SALAZAR ALVAREZ DANIEL              JUBILACION TRANSITORIA      525.618    100.747.376   23.250.048    -
1061   AVA    7.439.442  SALAZAR CARMONA RODRIGO DE JESUS    JUBILACION TRANSITORIA    1.480.549    277.859.168   66.840.296    -
1062   AVA   41.429.528  ORDONEZ DE SALAZAR MARTHA LUCIA     JUBILACION TRANSITORIA    2.138.385    425.509.184   43.611.700    -
1063   AVA    5.562.767  SANCHEZ AGUILERA JOSE MISAEL        JUBILACION TRANSITORIA    1.602.558    287.658.624   75.024.400    -
1064   AVA    3.001.009  SANCHEZ VEGA JAIRO EVANGELISTA      JUBILACION TRANSITORIA      603.478    118.045.088   26.119.124    -
1065   AVA   17.164.557  SANCHEZ YAGUE JOSE GILDARDO         JUBILACION TRANSITORIA      476.546     87.500.944   21.923.884    -
1066   AVA    3.756.598  SARMIENTO SOTO ISMAEL               JUBILACION TRANSITORIA      438.359     82.268.176   19.789.986    -
1067   AVA   10.065.959  SOTO SOTO REINALDO                  JUBILACION TRANSITORIA    1.981.048    379.715.648   87.629.160    -
1068   AVA    3.385.020  SOTO SANCHEZ GERMAN DE JESUS        JUBILACION TRANSITORIA      563.667    116.659.248   22.680.938    -
1069   AVA   17.166.152  SUA PINZON JUAN ROBERTO             JUBILACION TRANSITORIA      488.512     85.655.504   23.234.526    -
1070   AVA   11.254.600  SUAREZ RODRIGUEZ ITALO JULIO        JUBILACION TRANSITORIA      488.512    107.913.336   17.589.558    -
1071   AVA   12.098.618  SUESCUN QUINTANA ANIBAL             JUBILACION TRANSITORIA      581.499    111.458.312   25.721.876    -
1072   AVA   41.323.334  TELLEZ AMAYA DORIS STELLA           JUBILACION TRANSITORIA    1.159.921    230.808.320   23.656.230    -
1073   AVA   19.069.786  TORRES CANTOR QUINTILIANO           JUBILACION TRANSITORIA      382.992     71.877.280   17.290.410    -
1074   AVA   38.227.095  TOVAR GONZALEZ GLORIA ESPERANZA     JUBILACION TRANSITORIA      475.501     96.426.288    9.563.568    -
1075   AVA   19.055.924  TOVAR SANABRIA DIONISIO             JUBILACION TRANSITORIA    1.440.189    264.440.144   66.257.060    -
1076   AVA   19.153.504  TRIANA RODRIGUEZ HECTOR ENRIQUE     JUBILACION TRANSITORIA    1.024.470    196.364.384   45.316.140    -
1077   AVA   28.781.275  TRUJILLO ARAGON AMPARO CECILIA      JUBILACION TRANSITORIA      868.029    176.026.576   17.458.332    -
1078   AVA   19.102.073  URBINA PINZON JOSE LIBARDO          JUBILACION TRANSITORIA      695.190    130.468.432   31.384.780    -
1079   AVA    8.290.617  VALENCIA PEREZ JESUS ANTONIO        JUBILACION TRANSITORIA      488.512     93.635.112   21.608.712    -
1080   AVA   12.095.974  VANEGAS SANCHEZ JAIRO               JUBILACION TRANSITORIA      650.673    116.795.576   30.461.518    -
1081   AVA   22.395.230  VARELA DE PADILLA ROSARIO INES      JUBILACION TRANSITORIA      473.256     97.728.728    9.376.245    -
1082   AVA    8.348.706  VARGAS OROZCO LUIS EDUARDO          JUBILACION TRANSITORIA      639.824    134.736.752   25.073.656    -
1083   AVA   41.624.349  VELANDIA VIRGUEZ BELSY              JUBILACION TRANSITORIA      820.881    169.514.304   16.263.462    -
1084   AVA   14.956.123  VERA CALLE JAIME ANTONIO            JUBILACION TRANSITORIA      514.815     98.676.720   22.772.194    -
1085   AVA   14.957.748  VIAFARA MEDINA ABSALON              JUBILACION TRANSITORIA      563.667    110.257.744   24.396.062    -
1086   AVA   12.528.484  VILORIA CARRILLO WILSON ENRIQUE     JUBILACION TRANSITORIA    1.195.543    209.626.048   56.862.212    -
1087   AVA   11.370.965  VILLALBA VELANDIA NOE               JUBILACION TRANSITORIA      751.557    141.047.008   33.929.504    -
1088   AVA   41.697.430  VILLAQUIRAN FORERO HERMINIA         JUBILACION TRANSITORIA      432.144     96.616.080    7.860.492    -
1089   AVA    3.768.316  VILLARREAL NIEBLES MAXIMINO         JUBILACION TRANSITORIA      505.579     98.895.272   21.881.958    -
1090   AVA   19.195.264  VIRVIESCAS PARDO JESUS ALBERTO      JUBILACION TRANSITORIA    1.878.892    388.864.576   75.603.200    -
1091   AVA   40.175.811  REINA DE ZALDUA ROSA EDILIA         JUBILACION TRANSITORIA      488.512     99.064.776    9.825.253    -
1092   AVA   10.162.135  ZUMAQUE VIRGUEZ JORGE ENRIQUE       JUBILACION TRANSITORIA      658.035    138.571.712   25.787.316    -
1093   AVA   17.097.215  ACUNA HIGUERA BERNARDO              JUBILACION CONVENCIONAL     793.350    135.770.080   38.275.756    -
1094   AVA   29.223.585  GUZMAN DE AHUMADA ETTEL             JUBILACION CONVENCIONAL     843.659    143.317.888   18.480.930    -
1095   AVA    7.428.853  ALFARO VALENCIA ANTONIO DE JESUS    JUBILACION CONVENCIONAL     642.526    115.333.200   30.080.112    -
1096   AVA    7.418.088  ALGARIN BARRIOSNUEVO ARCENIO        JUBILACION CONVENCIONAL     922.661    157.899.728   44.514.460    -
1097   AVA   28.602.975  ALGARRA LOZA ELIZABETH              JUBILACION CONVENCIONAL     778.282    157.826.896   15.653.285    -
1098   AVA   17.093.920  ALONSO GUZMAN JAIME                 JUBILACION CONVENCIONAL   1.047.505    179.264.944   50.537.656    -
1099   AVA   29.378.474  ALONSO GOMEZ OROSIA                 JUBILACION CONVENCIONAL     605.723    102.898.144   13.268.778    -
1100   AVA   17.115.408  ALVARADO RODRIGUEZ JAIME            JUBILACION CONVENCIONAL     846.882    148.491.952   40.279.256    -

1016   AVA    8.302.485  PELAEZ RAMIREZ GILBERTO DE JESUS    143.985.048   73.557.649   20.147.794   -    93.705.443   44.340.735
1017   AVA   17.198.819  PENA BEJARANO LUIS JORGE            378.175.064  221.061.040   61.039.524   -   282.100.563   83.782.512
1018   AVA   41.743.575  PENA PRADA MARLENY                  100.156.988   57.477.189    5.529.668   -    63.006.856   35.144.299
1019   AVA   37.916.555  PEREZ TORRES DELFINA ESTHER         139.724.675   85.351.758    8.264.973   -    93.616.731   43.541.026
1020   AVA   19.068.932  PINZON RODRIGUEZ HECTOR JULIO       150.953.908   82.433.864   22.666.779   -   105.100.643   40.215.536
1021   AVA   19.188.771  PLAZAS HERRERA HECTOR HOLGER        279.642.000  117.837.648   31.954.007   -   149.791.655  116.285.952
1022   AVA    7.425.178  POLO PULIDO ORLANDO MANUEL          187.696.660  126.304.511   35.206.521   -   161.511.032   22.565.329
1023   AVA   19.158.932  PORTILLA BARRERA JAIRO ENRIQUE      138.008.046   70.504.176   19.311.433   -    89.815.610   42.500.096
1024   AVA    7.430.126  PRENTT BOHORQUEZ RAFAEL ENRIQUE     140.867.324   94.792.193   26.422.679   -   121.214.872   16.935.399
1025   AVA   14.934.005  QUINTERO RAUL                       156.003.386   97.763.330   27.116.600   -   124.879.930   26.983.894
1026   AVA   17.147.181  RAMIREZ ACOSTA GILBERTO             329.853.296  221.964.315   61.871.040   -   283.835.355   39.655.717
1027   AVA    8.272.803  RAMIREZ JAVIER DE JESUS             360.333.880  225.812.024   62.633.452   -   288.445.476   62.326.920
1028   AVA   34.050.478  RAMIREZ MARIN LUZ MARINA             84.216.744   54.807.142    5.345.670   -    60.152.812   22.680.706
1029   AVA   19.058.475  RAMIREZ NADER JUAN JOSE             463.719.352  253.230.819   69.630.691   -   322.861.510  123.539.165
1030   AVA   17.158.424  RAMIREZ SANCHEZ BENEDICTO           119.434.382   86.452.558   24.228.335   -   110.680.893    7.497.386
1031   AVA   17.126.933  RAMOS EDUARDO                        80.792.215   54.366.556   15.154.306   -    69.520.862    9.713.028
1032   AVA   70.045.663  RESTREPO RIGOBERTO                  128.657.802   54.214.796   14.701.414   -    68.916.210   53.500.884
1033   AVA   19.162.141  REY GOMEZ JORGE ELIECER             210.769.652   94.596.319   25.730.822   -   120.327.141   80.597.921
1034   AVA   17.178.355  RINCON BECERRA EDUARDO              307.305.516  179.634.478   49.600.788   -   229.235.267   68.081.762
1035   AVA   19.165.427  RINCON RODRIGUEZ VICTOR MANUEL      121.754.658   54.645.166   14.863.843   -    69.509.009   46.558.754
1036   AVA    7.426.679  RIVERA OSORIO WILSON                160.925.166  108.289.489   30.184.955   -   138.474.444   19.346.791
1037   AVA   24.573.132  RIVERA SARA                          86.307.093   49.529.133    4.765.015   -    54.294.148   30.284.483
1038   AVA   70.114.354  RIVILLAS YEPES ALVARO DE JESUS       90.048.810   33.549.030    9.047.904   -    42.596.934   42.887.122
1039   AVA   41.784.071  RODRIGUEZ CASAS BLANCA AURORA       101.079.797   54.540.336    5.216.368   -    59.756.703   39.159.576
1040   AVA   19.087.160  RODRIGUEZ CARLOS ALBERTO            240.521.980  122.875.467   33.656.184   -   156.531.651   74.069.653
1041   AVA    7.476.799  RODRIGUEZ CORCHO HENRY HERIBERTO    284.266.416  119.786.330   32.482.430   -   152.268.760  118.208.950
1042   AVA   41.465.116  RODRIGUEZ FORERO GLORIA CECILIA     454.497.144  384.862.935   38.974.770   -   423.837.706   28.624.489
1043   AVA   19.069.626  RODRIGUEZ MORALES CRISANTO          134.780.292   73.601.681   20.238.199   -    93.839.881   35.906.727
1044   AVA   41.323.705  RODRIGUEZ PACHON ALCIRA             143.453.123  121.474.441   12.301.623   -   133.776.064    9.034.767
1045   AVA   41.481.606  RODRIGUEZ DE ACOSTA FANNY           154.579.472  130.896.111   13.255.748   -   144.151.859    9.735.505
1046   AVA   41.595.932  RODRIGUEZ RIVERA MARTHA INES        126.857.777   88.035.207    8.655.527   -    96.690.734   28.373.809
1047   AVA   19.084.909  ROJAS MARIO DAVID                   179.538.640   91.720.918   25.122.802   -   116.843.720   55.289.594
1048   AVA   14.953.664  ROJAS JESUS ALBERTO                 285.745.760  156.041.858   42.906.716   -   198.948.574   76.125.342
1049   AVA   11.330.358  ROLDAN LOZANO PABLO ROBERTO         599.610.616  375.760.627  104.224.673   -   479.985.300  103.714.605
1050   AVA   19.218.622  ROMERO LUIS EDUARDO                 169.479.424   71.416.516   19.366.000   -    90.782.516   70.476.092
1051   AVA    7.469.099  ROMERO MAZA NESTOR                  107.154.336   51.278.945   13.994.886   -    65.273.831   37.131.255
1052   AVA   19.051.466  ROMERO REY LUIS CARLOS              244.747.368  143.066.307   39.503.563   -   182.569.869   54.222.365
1053   AVA   19.061.654  ROSAS RAMIREZ ALFONSO DE JESUS      121.892.418   66.563.781   18.302.995   -    84.866.776   32.473.283
1054   AVA    8.233.579  RUIZ CASTANEDA ROGER DE JESUS       104.701.486   75.788.154   21.239.635   -    97.027.789    6.572.542
1055   AVA   41.653.392  RUIZ CONTRERAS MARIA TERESA          88.648.747   57.691.427    5.626.992   -    63.318.419   23.874.309
1056   AVA   32.533.527  RUIZ GONZALEZ GLORIA DEL SOCORRO     85.280.940   52.094.440    5.044.526   -    57.138.966   26.575.256
1057   AVA    3.020.423  RUIZ RAFAEL ANTONIO                 119.670.228   47.394.200   12.815.370   -    60.209.570   53.500.216
1058   AVA   32.447.900  RUIZ RUIZ MARIA LUCIA               113.077.897   95.753.054    9.696.838   -   105.449.891    7.121.714
1059   AVA    3.222.610  SABOYA AVENDANO JORGE ELIECER       187.097.368  125.901.248   35.094.110   -   160.995.359   22.493.264
1060   AVA   19.066.471  SALAZAR ALVAREZ DANIEL              123.997.424   67.713.296   18.619.075   -    86.332.371   33.034.080
1061   AVA    7.439.442  SALAZAR CARMONA RODRIGO DE JESUS    344.699.464  201.492.978   55.636.376   -   257.129.354   76.366.190
1062   AVA   41.429.528  ORDONEZ DE SALAZAR MARTHA LUCIA     469.120.884  425.509.184   43.611.700   -   469.120.884            -
1063   AVA    5.562.767  SANCHEZ AGUILERA JOSE MISAEL        362.683.024  244.056.029   68.028.954   -   312.084.984   43.602.595
1064   AVA    3.001.009  SANCHEZ VEGA JAIRO EVANGELISTA      144.164.212   73.649.179   20.172.865   -    93.822.044   44.395.909
1065   AVA   17.164.557  SANCHEZ YAGUE JOSE GILDARDO         109.424.828   68.573.738   19.020.289   -    87.594.027   18.927.206
1066   AVA    3.756.598  SARMIENTO SOTO ISMAEL               102.058.162   59.657.779   16.472.745   -    76.130.524   22.610.397
1067   AVA   10.065.959  SOTO SOTO REINALDO                  467.344.808  255.210.608   70.175.076   -   325.385.684  124.505.040
1068   AVA    3.385.020  SOTO SANCHEZ GERMAN DE JESUS        139.340.186   58.716.216   15.922.063   -    74.638.279   57.943.032
1069   AVA   17.166.152  SUA PINZON JUAN ROBERTO             108.890.030   78.820.032   22.089.319   -   100.909.352    6.835.472
1070   AVA   11.254.600  SUAREZ RODRIGUEZ ITALO JULIO        125.502.894   41.485.970   11.137.034   -    52.623.005   66.427.366
1071   AVA   12.098.618  SUESCUN QUINTANA ANIBAL             137.180.188   74.912.227   20.598.561   -    95.510.788   36.546.085
1072   AVA   41.323.334  TELLEZ AMAYA DORIS STELLA           254.464.550  230.808.314   23.656.230   -   254.464.544            6
1073   AVA   19.069.786  TORRES CANTOR QUINTILIANO            89.167.690   52.122.691   14.392.153   -    66.514.844   19.754.589
1074   AVA   38.227.095  TOVAR GONZALEZ GLORIA ESPERANZA     105.989.856   89.750.985    9.089.012   -    98.839.997    6.675.303
1075   AVA   19.055.924  TOVAR SANABRIA DIONISIO             330.697.204  207.239.481   57.481.987   -   264.721.468   57.200.663
1076   AVA   19.153.504  TRIANA RODRIGUEZ HECTOR ENRIQUE     241.680.524  131.978.438   36.290.014   -   168.268.452   64.385.946
1077   AVA   28.781.275  TRUJILLO ARAGON AMPARO CECILIA      193.484.908  163.840.785   16.592.029   -   180.432.814   12.185.791
1078   AVA   19.102.073  URBINA PINZON JOSE LIBARDO          161.853.212   94.610.785   26.123.994   -   120.734.779   35.857.647
1079   AVA    8.290.617  VALENCIA PEREZ JESUS ANTONIO        115.243.824   62.933.076   17.304.663   -    80.237.739   30.702.036
1080   AVA   12.095.974  VANEGAS SANCHEZ JAIRO               147.257.094   99.091.995   27.621.218   -   126.713.213   17.703.581
1081   AVA   22.395.230  VARELA DE PADILLA ROSARIO INES      107.104.973   84.777.605    8.492.476   -    93.270.081   12.951.123
1082   AVA    8.348.706  VARGAS OROZCO LUIS EDUARDO          159.810.408   63.291.317   17.113.942   -    80.405.259   71.445.435
1083   AVA   41.624.349  VELANDIA VIRGUEZ BELSY              185.777.766  147.050.059   14.730.532   -   161.780.590   22.464.245
1084   AVA   14.956.123  VERA CALLE JAIME ANTONIO            121.448.914   66.321.588   18.236.399   -    84.557.987   32.355.132
1085   AVA   14.957.748  VIAFARA MEDINA ABSALON              134.653.806   68.790.596   18.842.075   -    87.632.672   41.467.148
1086   AVA   12.528.484  VILORIA CARRILLO WILSON ENRIQUE     266.488.260  192.897.485   54.059.531   -   246.957.016   16.728.563
1087   AVA   11.370.965  VILLALBA VELANDIA NOE               174.976.512  102.281.967   28.242.166   -   130.524.133   38.765.041
1088   AVA   41.697.430  VILLAQUIRAN FORERO HERMINIA         104.476.572   59.956.074    5.768.152   -    65.724.226   36.660.006
1089   AVA    3.768.316  VILLARREAL NIEBLES MAXIMINO         120.777.230   61.701.466   16.900.330   -    78.601.795   37.193.806
1090   AVA   19.195.264  VIRVIESCAS PARDO JESUS ALBERTO      464.467.776  195.720.933   53.073.602   -   248.794.535  193.143.643
1091   AVA   40.175.811  REINA DE ZALDUA ROSA EDILIA         108.890.029   92.206.818    9.337.712   -   101.544.530    6.857.958
1092   AVA   10.162.135  ZUMAQUE VIRGUEZ JORGE ENRIQUE       164.359.028   65.092.751   17.601.048   -    82.693.799   73.478.961
1093   AVA   17.097.215  ACUNA HIGUERA BERNARDO              174.045.836  108.616.065   30.620.605   -   139.236.671   27.154.015
1094   AVA   29.223.585  GUZMAN DE AHUMADA ETTEL             161.798.818  114.654.306   14.784.743   -   129.439.049   28.663.582
1095   AVA    7.428.853  ALFARO VALENCIA ANTONIO DE JESUS    145.413.312   78.281.019   24.064.090   -   102.345.109   37.052.181
1096   AVA    7.418.088  ALGARIN BARRIOSNUEVO ARCENIO        202.414.188  126.319.793   35.611.570   -   161.931.363   31.579.935
1097   AVA   28.602.975  ALGARRA LOZA ELIZABETH              173.480.181  117.520.806   12.522.628   -   130.043.434   40.306.090
1098   AVA   17.093.920  ALONSO GUZMAN JAIME                 229.802.600  143.411.949   40.430.122   -   183.842.072   35.852.995
1099   AVA   29.378.474  ALONSO GOMEZ OROSIA                 116.166.922   82.318.512   10.615.022   -    92.933.534   20.579.632
1100   AVA   17.115.408  ALVARADO RODRIGUEZ JAIME            188.771.208  109.313.620   32.223.409   -   141.537.029   39.178.332

1016   AVA    8.302.485  PELAEZ RAMIREZ GILBERTO DE JESUS     5.938.870      -       50.279.605        641.845       47.064.674
1017   AVA   17.198.819  PENA BEJARANO LUIS JORGE            12.291.988      -       96.074.501      1.729.752       83.448.111
1018   AVA   41.743.575  PENA PRADA MARLENY                   2.005.832      -       37.150.132        441.164       35.370.315
1019   AVA   37.916.555  PEREZ TORRES DELFINA ESTHER          2.566.918      -       46.107.944        622.854       43.015.471
1020   AVA   19.068.932  PINZON RODRIGUEZ HECTOR JULIO        5.637.729      -       45.853.265        681.414       41.690.538
1021   AVA   19.188.771  PLAZAS HERRERA HECTOR HOLGER        13.564.393      -      129.850.345      1.204.640      127.264.350
1022   AVA    7.425.178  POLO PULIDO ORLANDO MANUEL           3.620.299      -       26.185.628        883.186       17.367.309
1023   AVA   19.158.932  PORTILLA BARRERA JAIRO ENRIQUE       5.692.341      -       48.192.436        615.201       45.110.948
1024   AVA    7.430.126  PRENTT BOHORQUEZ RAFAEL ENRIQUE      2.717.053      -       19.652.452        662.835       13.034.244
1025   AVA   14.934.005  QUINTERO RAUL                        4.139.562      -       31.123.456        723.489       24.912.687
1026   AVA   17.147.181  RAMIREZ ACOSTA GILBERTO              6.362.224      -       46.017.941      1.552.088       30.520.861
1027   AVA    8.272.803  RAMIREZ JAVIER DE JESUS              9.561.484      -       71.888.404      1.671.102       57.542.909
1028   AVA   34.050.478  RAMIREZ MARIN LUZ MARINA             1.383.226      -       24.063.932        380.159       21.801.287
1029   AVA   19.058.475  RAMIREZ NADER JUAN JOSE             17.318.677      -      140.857.842      2.093.253      128.070.246
1030   AVA   17.158.424  RAMIREZ SANCHEZ BENEDICTO            1.256.103      -        8.753.489        570.592        2.188.199
1031   AVA   17.126.933  RAMOS EDUARDO                        1.558.325      -       11.271.353        380.159        7.475.592
1032   AVA   70.045.663  RESTREPO RIGOBERTO                   6.240.708      -       59.741.592        554.232       58.551.916
1033   AVA   19.162.141  REY GOMEZ JORGE ELIECER              9.844.590      -       90.442.511        917.863       87.657.417
1034   AVA   17.178.355  RINCON BECERRA EDUARDO               9.988.488      -       78.070.249      1.405.599       67.810.077
1035   AVA   19.165.427  RINCON RODRIGUEZ VICTOR MANUEL       5.686.895      -       52.245.649        530.219       50.636.777
1036   AVA    7.426.679  RIVERA OSORIO WILSON                 3.103.931      -       22.450.722        757.215       14.890.171
1037   AVA   24.573.132  RIVERA SARA                          1.728.462      -       32.012.945        380.159       30.479.242
1038   AVA   70.114.354  RIVILLAS YEPES ALVARO DE JESUS       4.564.754      -       47.451.876        380.159       47.247.173
1039   AVA   41.784.071  RODRIGUEZ CASAS BLANCA AURORA        2.163.517      -       41.323.094        440.184       39.935.374
1040   AVA   19.087.160  RODRIGUEZ CARLOS ALBERTO             9.920.676      -       83.990.329      1.072.180       78.619.917
1041   AVA    7.476.799  RODRIGUEZ CORCHO HENRY HERIBERTO    13.788.706      -      131.997.656      1.224.562      129.369.006
1042   AVA   41.465.116  RODRIGUEZ FORERO GLORIA CECILIA      2.034.950      -       30.659.438      2.171.336        7.664.257
1043   AVA   19.069.626  RODRIGUEZ MORALES CRISANTO           5.033.685      -       40.940.411        608.405       37.223.680
1044   AVA   41.323.705  RODRIGUEZ PACHON ALCIRA                642.292      -        9.677.059        685.340        2.419.077
1045   AVA   41.481.606  RODRIGUEZ DE ACOSTA FANNY              692.108      -       10.427.613        738.495        2.606.694
1046   AVA   41.595.932  RODRIGUEZ RIVERA MARTHA INES         1.793.234      -       30.167.043        580.241       26.105.617
1047   AVA   19.084.909  ROJAS MARIO DAVID                    7.405.326      -       62.694.920        800.333       58.686.145
1048   AVA   14.953.664  ROJAS JESUS ALBERTO                 10.671.844      -       86.797.186      1.289.871       78.917.389
1049   AVA   11.330.358  ROLDAN LOZANO PABLO ROBERTO         15.910.711      -      119.625.316      2.780.783       95.753.738
1050   AVA   19.218.622  ROMERO LUIS EDUARDO                  8.220.816      -       78.696.908        730.083       77.129.719
1051   AVA    7.469.099  ROMERO MAZA NESTOR                   4.749.250      -       41.880.505        471.985       39.999.463
1052   AVA   19.051.466  ROMERO REY LUIS CARLOS               7.955.133      -       62.177.499      1.119.461       54.005.967
1053   AVA   19.061.654  ROSAS RAMIREZ ALFONSO DE JESUS       4.552.359      -       37.025.642        550.229       33.664.333
1054   AVA    8.233.579  RUIZ CASTANEDA ROGER DE JESUS        1.101.155      -        7.673.697        500.206        1.918.275
1055   AVA   41.653.392  RUIZ CONTRERAS MARIA TERESA          1.456.019      -       25.330.328        400.165       22.948.592
1056   AVA   32.533.527  RUIZ GONZALEZ GLORIA DEL SOCORRO     1.566.718      -       28.141.974        380.159       26.254.499
1057   AVA    3.020.423  RUIZ RAFAEL ANTONIO                  5.960.442      -       59.460.658        510.212       58.789.065
1058   AVA   32.447.900  RUIZ RUIZ MARIA LUCIA                  506.291      -        7.628.006        540.224        1.906.850
1059   AVA    3.222.610  SABOYA AVENDANO JORGE ELIECER        3.608.746      -       26.102.009        880.366       17.311.854
1060   AVA   19.066.471  SALAZAR ALVAREZ DANIEL               4.630.973      -       37.665.053        559.731       34.245.691
1061   AVA    7.439.442  SALAZAR CARMONA RODRIGO DE JESUS    11.203.920      -       87.570.110      1.576.637       76.061.455
1062   AVA   41.429.528  ORDONEZ DE SALAZAR MARTHA LUCIA              -      -                -      2.277.166                3
1063   AVA    5.562.767  SANCHEZ AGUILERA JOSE MISAEL         6.995.446      -       50.598.040      1.706.564       33.558.544
1064   AVA    3.001.009  SANCHEZ VEGA JAIRO EVANGELISTA       5.946.259      -       50.342.168        642.644       47.123.263
1065   AVA   17.164.557  SANCHEZ YAGUE JOSE GILDARDO          2.903.595      -       21.830.801        507.474       17.474.407
1066   AVA    3.756.598  SARMIENTO SOTO ISMAEL                3.317.241      -       25.927.638        466.809       22.520.188
1067   AVA   10.065.959  SOTO SOTO REINALDO                  17.454.084      -      141.959.124      2.109.618      129.071.514
1068   AVA    3.385.020  SOTO SANCHEZ GERMAN DE JESUS         6.758.875      -       64.701.907        600.249       63.413.393
1069   AVA   17.166.152  SUA PINZON JUAN ROBERTO              1.145.207      -        7.980.678        520.216        1.995.008
1070   AVA   11.254.600  SUAREZ RODRIGUEZ ITALO JULIO         6.452.524      -       72.879.889        520.216       73.338.856
1071   AVA   12.098.618  SUESCUN QUINTANA ANIBAL              5.123.315      -       41.669.400        619.238       37.886.470
1072   AVA   41.323.334  TELLEZ AMAYA DORIS STELLA                    -      -                6      1.235.200                6
1073   AVA   19.069.786  TORRES CANTOR QUINTILIANO            2.898.257      -       22.652.846        407.848       19.675.739
1074   AVA   38.227.095  TOVAR GONZALEZ GLORIA ESPERANZA        474.556      -        7.149.859        506.361        1.787.321
1075   AVA   19.055.924  TOVAR SANABRIA DIONISIO              8.775.073      -       65.975.736      1.533.657       52.810.086
1076   AVA   19.153.504  TRIANA RODRIGUEZ HECTOR ENRIQUE      9.026.126      -       73.412.072      1.090.958       66.747.434
1077   AVA   28.781.275  TRUJILLO ARAGON AMPARO CECILIA         866.303      -       13.052.094        924.364        3.262.766
1078   AVA   19.102.073  URBINA PINZON JOSE LIBARDO           5.260.786      -       41.118.433        740.308       35.714.550
1079   AVA    8.290.617  VALENCIA PEREZ JESUS ANTONIO         4.304.049      -       35.006.085        520.216       31.828.061
1080   AVA   12.095.974  VANEGAS SANCHEZ JAIRO                2.840.300      -       20.543.881        692.902       13.625.488
1081   AVA   22.395.230  VARELA DE PADILLA ROSARIO INES         883.769      -       13.834.892        503.970        9.141.971
1082   AVA    8.348.706  VARGAS OROZCO LUIS EDUARDO           7.959.714      -       79.405.149        681.349       78.508.286
1083   AVA   41.624.349  VELANDIA VIRGUEZ BELSY               1.532.930      -       23.997.176        874.156       15.857.131
1084   AVA   14.956.123  VERA CALLE JAIME ANTONIO             4.535.795      -       36.890.927        548.227       33.541.840
1085   AVA   14.957.748  VIAFARA MEDINA ABSALON               5.553.987      -       47.021.134        600.249       44.014.548
1086   AVA   12.528.484  VILORIA CARRILLO WILSON ENRIQUE      2.802.681      -       19.531.244      1.273.134        4.882.425
1087   AVA   11.370.965  VILLALBA VELANDIA NOE                5.687.338      -       44.452.379        800.333       38.610.332
1088   AVA   41.697.430  VILLAQUIRAN FORERO HERMINIA          2.092.340      -       38.752.346        460.190       36.895.726
1089   AVA    3.768.316  VILLARREAL NIEBLES MAXIMINO          4.981.628      -       42.175.435        538.391       39.478.682
1090   AVA   19.195.264  VIRVIESCAS PARDO JESUS ALBERTO      22.529.598      -      215.673.241      2.000.832      211.378.175
1091   AVA   40.175.811  REINA DE ZALDUA ROSA EDILIA            487.541      -        7.345.499        520.216        1.836.229
1092   AVA   10.162.135  ZUMAQUE VIRGUEZ JORGE ENRIQUE        8.186.268      -       81.665.229        700.742       80.742.847
1093   AVA   17.097.215  ACUNA HIGUERA BERNARDO               7.655.151      -       34.809.165        844.838       36.043.620
1094   AVA   29.223.585  GUZMAN DE AHUMADA ETTEL              3.696.187      -       32.359.769        898.413       33.349.735
1095   AVA    7.428.853  ALFARO VALENCIA ANTONIO DE JESUS     6.016.022      -       43.068.203        684.226       39.388.235
1096   AVA    7.418.088  ALGARIN BARRIOSNUEVO ARCENIO         8.902.890      -       40.482.825        982.542       41.918.532
1097   AVA   28.602.975  ALGARRA LOZA ELIZABETH               3.130.657      -       43.436.747        828.793       38.131.912
1098   AVA   17.093.920  ALONSO GUZMAN JAIME                 10.107.534      -       45.960.528      1.115.488       47.590.448
1099   AVA   29.378.474  ALONSO GOMEZ OROSIA                  2.653.756      -       23.233.388        645.034       23.944.117
1100   AVA   17.115.408  ALVARADO RODRIGUEZ JAIME             8.055.847      -       47.234.179        901.845       41.485.171

1101   AVA    8.286.643  ALVAREZ ARTEAGA JOSE RODRIGO         25712   310   1     Casado(a)      56    0   06/06/1948  07/01/1969
1102   AVA    2.864.084  ALVAREZ CHAVES RICARDO               27775   310   1     Casado(a)      67    0   08/06/1937  08/02/1954
1103   AVA   41.417.480  ALVAREZ GARZON MARIA YOLANDA         28545   310   2     Soltero(a)     56    0   20/02/1948  15/04/1968
1104   AVA   17.091.566  ALVAREZ TRIANA ARNULFO ENRIQUE       30391   310   1     Casado(a)      60    0   05/02/1944  24/01/1966
1105   AVA   17.077.245  ALZATE RAMIREZ JAIRO                 31905   310   1     Casado(a)      61    0   05/06/1943  11/03/1971
1106   AVA   41.461.229  ANGEL SCARPETTA TULIA MARIA          39723   310   2     Casado(a)      54    0   22/12/1949  11/08/1967
1107   AVA   17.131.957  APACHE MONTANA PEDRO                 42711   310   1     Casado(a)      61    0   15/06/1943  11/10/1961
1108   AVA      800.365  ARCON SOSA JORGE                     50816   310   1     Casado(a)      72    0   09/05/1932  27/01/1950
1109   AVA   17.157.205  ARENAS IBARRA ERNESTO                53513   310   1     Casado(a)      57    0   05/08/1946  05/06/1962
1110   AVA   17.134.178  AREVALO PATINO DANIEL                55333   310   1     Casado(a)      58    0   03/12/1945  10/06/1966
1111   AVA    2.843.226  ARIAS LUIS ALFREDO                   56792   310   1     Casado(a)      60    0   13/07/1943  01/12/1966
1112   AVA   26.942.556  ARIAS DIAZ ASTRID JOSEFINA           57610   310   2     Casado(a)      53    0   07/11/1950  16/02/1967
1113   AVA   14.946.263  ASTORQUIZA BENAVIDES EDGAR           67594   310   1     Casado(a)      56    0   18/03/1948  16/04/1970
1114   AVA   12.093.710  AVILA MENDEZ ALCIDES                 70534   310   1     Casado(a)      60    0   09/10/1943  13/09/1963
1115   AVA    7.410.334  AVILA CORONADO CARLOS JULIO          71186   310   1     Casado(a)      63    0   26/03/1941  20/11/1964
1116   AVA   17.121.579  AYALA CARDENAS ALFONSO               71890   310   1     Casado(a)      59    0   04/02/1945  16/11/1964
1117   AVA    3.708.420  BACA DEL VALLE RENALDO               72774   310   1     Casado(a)      67    0   25/10/1936  16/07/1954
1118   AVA      820.396  BAEZA MARTINEZ BLADIMIRO             73312   310   1     Casado(a)      69    0   16/12/1934  01/10/1965
1119   AVA   14.436.208  BARBOSA WILLIAM                      79251   310   1     Casado(a)      59    0   18/08/1944  21/09/1959
1120   AVA   17.157.274  BARRIOS SUAREZ GILBERTO              88152   310   1     Casado(a)      57    0   02/07/1946  26/09/1966
1121   AVA    5.393.796  BAUTISTA TORRALBA ROMULO EDMUNDO     92750   310   1     Casado(a)      64    0   30/11/1939  05/10/1954
1122   AVA    8.239.900  BEDOYA OSPINA RAUL DE JESUS          97252   310   1     Casado(a)      61    0   25/12/1942  23/05/1958
1123   AVA   17.076.430  BELTRAN RODRIGUEZ LUIS HERNANDO     102653   310   1     Casado(a)      61    0   21/04/1943  03/11/1960
1124   AVA   19.066.446  BENAVIDES LOTTA JOSE JOAQUIN        103655   310   1     Casado(a)      55    0   07/02/1949  16/10/1967
1125   AVA   17.051.813  BENITEZ SANCHEZ NOEL                105615   310   1     Casado(a)      63    0   26/11/1940  04/04/1994
1126   AVA   10.055.961  BERMUDEZ GIRALDO HERNAN             108231   310   1     Casado(a)      60    0   17/11/1943  22/08/1961
1127   AVA   17.115.128  BERMUDEZ GUERRERO VITALIANO         108415   310   1     Union libre    60    0   23/06/1944  04/06/1962
1128   AVA   17.151.085  BUITRAGO LUIS HERNAN                136135   310   1     Casado(a)      58    0   08/05/1946  04/06/1962
1129   AVA    3.708.359  CABALLERO RODRIGUEZ CARLOS          140991   310   1     Casado(a)      65    0   06/01/1939  01/06/1959
1130   AVA   17.076.244  CABANZO ESPITIA GUSTAVO             141890   310   1     Casado(a)      61    0   12/05/1943  04/07/1962
1131   AVA      828.401  CABRERA MELENDEZ ROGER              144955   310   1     Casado(a)      68    0   07/02/1936  16/07/1959
1132   AVA    2.903.562  CABUYA LUQUE JULIO ALFONSO          145493   310   1     Casado(a)      65    0   04/03/1939  23/02/1956
1133   AVA   17.104.180  CAMACHO CASTILLO CARLOS RAMIRO      156962   310   1     Union libre    59    0   27/07/1944  04/08/1964
1134   AVA    7.440.348  CAMACHO CASTRO CELESTINO            157006   310   1     Casado(a)      57    0   06/01/1947  03/04/1967
1135   AVA   17.102.532  CANTE GUZMAN LUIS ALFONSO           167086   310   1     Union libre    60    0   28/05/1944  22/04/1968
1136   AVA    7.404.201  CANTILLO GONZALEZ LACIDES ANTONIO   167451   310   1     Casado(a)      62    0   13/09/1941  01/04/1959
1137   AVA   14.871.899  CANAVERAL ALVAREZ EDISON            169024   310   1     Soltero(a)     53    0   09/10/1950  01/05/1998
1138   AVA   17.100.923  CANON QUIROGA SERAFIN               169470   310   1     Casado(a)      60    0   18/06/1944  06/06/1967
1139   AVA   17.114.672  CARDENAS JAIRO HERNANDO             172852   310   1     Casado(a)      59    0   26/12/1944  04/04/1961
1140   AVA   17.079.551  CASAS RODRIGUEZ ABRAHAM             188204   310   1     Casado(a)      60    0   19/07/1943  17/06/1963
1141   AVA    8.287.838  CASTANO ACEVEDO SAUL ANTONIO        190396   310   1     Casado(a)      55    0   16/08/1948  17/04/1967
1142   AVA    9.050.625  CASTRO ACOSTA RAFAEL ARMANDO        200115   310   1     Casado(a)      62    0   23/03/1942  18/01/1968
1143   AVA   13.801.733  CASTRO CALDERON SEGUNDO             201154   310   1     Union libre    56    0   29/03/1948  02/05/1966
1144   AVA    8.265.096  CASTRO URIBE HUGO DE JESUS          205936   310   1     Casado(a)      58    0   06/01/1946  09/12/1968
1145   AVA   17.083.836  CEBALLOS CEBALLOS CARLOS ALFONSO    206905   310   1     Casado(a)      60    0   22/08/1943  11/12/1964
1146   AVA   13.812.368  CLAVIJO BAQUERO CARLOS ALBERTO      216694   310   1     Casado(a)      53    0   22/09/1950  14/07/1975
1147   AVA    4.321.783  CORREA HENAO GILBERTO               233951   310   1     Casado(a)      60    0   12/12/1943  27/08/1964
1148   AVA    2.931.673  CORREA PAEZ JORGE ENRIQUE           235130   310   1     Casado(a)      67    0   04/10/1936  30/10/1991
1149   AVA   17.134.139  CORTES ALARCON ANGEL FERNANDO       238195   310   1     Casado(a)      61    0   30/06/1943  09/05/1960
1150   AVA   17.130.846  CRUZ GUEVARA RAUL ALBERTO           245136   310   1     Casado(a)      58    0   05/10/1945  20/04/1966
1151   AVA   19.165.233  CRUZ HERNANDEZ PEDRO RICARDO        245243   310   1     Casado(a)      53    0   12/06/1951  23/04/1968
1152   AVA    2.887.241  CRUZ RODRIGUEZ PEDRO PABLO          246654   310   1     Casado(a)      68    0   20/01/1936  07/03/1955
1153   AVA   28.009.506  DE LA ROSA CARDONA INES             276765   310   2     Casado(a)      55    0   23/12/1948  01/09/1965
1154   AVA    7.416.675  DE LA ROSA FONTALVO DOMINGO         276905   310   1     Casado(a)      65    0   07/07/1938  07/07/1993
1155   AVA   12.097.742  DELGADO NOGALES GELMO               287626   310   1     Casado(a)      56    0   23/09/1947  02/11/1967
1156   AVA   17.089.942  DIAZ ANGEL PEDRO HERNANDO           290334   310   1     Casado(a)      60    0   16/09/1943  07/11/1961
1157   AVA   17.076.997  DIAZ DIAZ PEDRO PABLO               292390   310   1     Casado(a)      61    0   11/04/1943  10/05/1965
1158   AVA    2.856.119  DIAZ GARCIA MARCO AURELIO           293392   310   1     Casado(a)      69    0   01/01/1935  12/08/1954
1159   AVA    6.152.009  DIAZ PLAZA ALFREDO CESAR            297393   310   1     Union libre    63    0   17/04/1941  28/07/1967
1160   AVA    7.503.648  DUQUE LOPEZ RAMON OCTAVIO           307613   310   1     Casado(a)      58    0   24/01/1946  23/08/1965
1161   AVA    7.434.178  EGEA BAENA CESAR GUILLERMO          314355   310   1     Casado(a)      58    0   04/06/1946  01/10/1962
1162   AVA    7.418.112  FERNANDEZ KITT NICOLAS EMILIO       334423   310   1     Casado(a)      60    0   09/07/1943  19/08/1963
1163   AVA   14.448.529  FERNANDEZ MUNOZ LUIS OVIDIO         334585   310   1     Casado(a)      58    0   12/10/1945  01/03/1965
1164   AVA   22.373.935  FERRER DIAZ NINFA BEATRIZ           335963   310   2     Casado(a)      55    0   06/08/1948  01/12/1964
1165   AVA   17.136.599  FONSECA MANTILLA JAIRO              345586   310   1     Casado(a)      58    0   18/08/1945  12/03/1962
1166   AVA   19.071.740  FORERO FORERO JOSE SALOMON          349451   310   1     Casado(a)      55    0   19/02/1949  30/05/1968
1167   AVA       55.659  FRANCO MONROY JOSE ANTONIO          353231   310   1     Casado(a)      74    0   07/04/1930  01/12/1953
1168   AVA    7.416.661  GALLARDO CONSUEGRA JUAN FRANCISCO   362666   310   1     Casado(a)      60    0   18/10/1943  19/04/1965
1169   AVA    7.435.689  GALLARDO GUTIERREZ ANIBAL           362670   310   1     Union libre    58    0   17/04/1946  18/07/1966
1170   AVA   17.129.926  GARCIA JOSE ANTONIO                 376434   310   1     Casado(a)      59    0   01/11/1944  08/05/1968
1171   AVA   17.015.431  GARCIA MARTINEZ HUGO                377370   310   1     Casado(a)      65    0   21/01/1939  01/03/1960
1172   AVA   17.116.872  GARZON ACHURY VICTOR JULIO          384005   310   1     Union libre    59    0   30/01/1945  23/04/1962
1173   AVA   14.448.826  GAVIRIA GOMEZ JOSE ARNOLDO          386245   310   1     Casado(a)      59    0   24/09/1944  21/07/1964
1174   AVA    8.317.419  GIL VALENCIA GABRIEL                390471   310   1     Casado(a)      53    0   14/04/1951  02/01/1971
1175   AVA    5.591.906  GOMEZ GOMEZ LUIS ALFREDO            397110   310   1     Casado(a)      57    0   01/05/1947  01/12/1964
1176   AVA   19.126.434  GOMEZ JIMENEZ ALVARO DE JESUS       398532   310   1     Soltero(a)     54    0   04/01/1950  06/12/1976
1177   AVA   17.157.733  GOMEZ PABON JAIRO                   401133   310   1     Casado(a)      57    0   04/11/1946  17/11/1965
1178   AVA    7.430.564  GOMEZ SABOGAL JUAN DE JESUS         403911   310   1     Casado(a)      58    0   30/04/1946  01/09/1965
1179   AVA   14.432.570  GONZALEZ ARIZA ALVARO               406022   310   1     Casado(a)      61    0   04/10/1942  16/08/1966
1180   AVA   41.461.979  GONZALEZ CAICEDO JANETH MARINA      407444   310   2     Soltero(a)     54    0   21/09/1949  21/05/1968
1181   AVA      121.089  GONZALEZ FRANCO ALBERTO             408822   310   1     Casado(a)      71    0   18/01/1933  01/02/1955
1182   AVA   17.195.139  GONZALEZ FONSECA LUIS ALFONSO       409426   310   1     Casado(a)      56    0   12/04/1948  11/05/1964
1183   AVA   17.191.531  GONZALEZ LOPEZ EUCLIDES             411456   310   1     Casado(a)      58    0   03/06/1946  13/11/1963
1184   AVA    7.429.307  GONZALEZ TORRES OMAR JOSE           417340   310   1     Union libre    59    0   03/02/1945  16/06/1964
1185   AVA   17.145.721  GRANADOS TIBOCHA CARLOS JULIO       420556   310   1     Casado(a)      58    0   12/03/1946  16/11/1961

1101   AVA    8.286.643  ALVAREZ ARTEAGA JOSE RODRIGO        JUBILACION CONVENCIONAL    1.721.747   323.125.536   77.729.328    -
1102   AVA    2.864.084  ALVAREZ CHAVES RICARDO              JUBILACION CONVENCIONAL      764.181   107.710.824   38.845.512    -
1103   AVA   41.417.480  ALVAREZ GARZON MARIA YOLANDA        JUBILACION CONVENCIONAL    1.281.253   249.968.352   26.467.808    -
1104   AVA   17.091.566  ALVAREZ TRIANA ARNULFO ENRIQUE      JUBILACION CONVENCIONAL    1.011.571   173.115.376   48.803.988    -
1105   AVA   17.077.245  ALZATE RAMIREZ JAIRO                JUBILACION CONVENCIONAL    3.778.319   630.589.824  184.599.568    -
1106   AVA   41.461.229  ANGEL SCARPETTA TULIA MARIA         JUBILACION CONVENCIONAL    1.002.240   203.243.056   20.157.664    -
1107   AVA   17.131.957  APACHE MONTANA PEDRO                JUBILACION CONVENCIONAL      688.197   114.857.968   33.623.652    -
1108   AVA      800.365  ARCON SOSA JORGE                    JUBILACION CONVENCIONAL      601.035    71.508.896   30.312.228    -
1109   AVA   17.157.205  ARENAS IBARRA ERNESTO               JUBILACION CONVENCIONAL      664.956   122.095.824   30.591.840    -
1110   AVA   17.134.178  AREVALO PATINO DANIEL               JUBILACION CONVENCIONAL    1.121.726   201.349.424   52.514.056    -
1111   AVA    2.843.226  ARIAS LUIS ALFREDO                  JUBILACION CONVENCIONAL      830.198   142.076.064   40.053.516    -
1112   AVA   26.942.556  ARIAS DIAZ ASTRID JOSEFINA          JUBILACION CONVENCIONAL      918.150   189.600.640   18.190.576    -
1113   AVA   14.946.263  ASTORQUIZA BENAVIDES EDGAR          JUBILACION CONVENCIONAL      834.548   156.622.176   37.676.184    -
1114   AVA   12.093.710  AVILA MENDEZ ALCIDES                JUBILACION CONVENCIONAL    1.451.172   248.346.560   70.012.864    -
1115   AVA    7.410.334  AVILA CORONADO CARLOS JULIO         JUBILACION CONVENCIONAL      724.965   114.784.032   36.142.240    -
1116   AVA   17.121.579  AYALA CARDENAS ALFONSO              JUBILACION CONVENCIONAL    1.709.217   299.693.440   81.293.488    -
1117   AVA    3.708.420  BACA DEL VALLE RENALDO              JUBILACION CONVENCIONAL      806.033   113.609.824   40.972.972    -
1118   AVA      820.396  BAEZA MARTINEZ BLADIMIRO            JUBILACION CONVENCIONAL      332.000    43.635.992   17.088.332    -
1119   AVA   14.436.208  BARBOSA WILLIAM                     JUBILACION CONVENCIONAL      667.367   117.015.864   31.741.196    -
1120   AVA   17.157.274  BARRIOS SUAREZ GILBERTO             JUBILACION CONVENCIONAL    1.189.154   218.346.384   54.707.992    -
1121   AVA    5.393.796  BAUTISTA TORRALBA ROMULO EDMUNDO    JUBILACION CONVENCIONAL      623.624    96.044.208   31.324.168    -
1122   AVA    8.239.900  BEDOYA OSPINA RAUL DE JESUS         JUBILACION CONVENCIONAL    1.028.893   171.719.088   50.269.236    -
1123   AVA   17.076.430  BELTRAN RODRIGUEZ LUIS HERNANDO     JUBILACION CONVENCIONAL      955.002   159.386.896   46.659.100    -
1124   AVA   19.066.446  BENAVIDES LOTTA JOSE JOAQUIN        JUBILACION CONVENCIONAL      696.999   133.596.672   30.830.872    -
1125   AVA   17.051.813  BENITEZ SANCHEZ NOEL                JUBILACION CONVENCIONAL      508.570    80.522.112   25.354.134    -
1126   AVA   10.055.961  BERMUDEZ GIRALDO HERNAN             JUBILACION CONVENCIONAL    1.457.529   249.434.448   70.319.568    -
1127   AVA   17.115.128  BERMUDEZ GUERRERO VITALIANO         JUBILACION CONVENCIONAL      589.940   100.959.480   28.462.090    -
1128   AVA   17.151.085  BUITRAGO LUIS HERNAN                JUBILACION CONVENCIONAL      571.257   102.540.432   26.743.626    -
1129   AVA    3.708.359  CABALLERO RODRIGUEZ CARLOS          JUBILACION CONVENCIONAL    1.313.172   196.543.840   66.338.792    -
1130   AVA   17.076.244  CABANZO ESPITIA GUSTAVO             JUBILACION CONVENCIONAL    1.703.380   284.288.896   83.223.040    -
1131   AVA      828.401  CABRERA MELENDEZ ROGER              JUBILACION CONVENCIONAL      560.051    76.488.872   28.488.308    -
1132   AVA    2.903.562  CABUYA LUQUE JULIO ALFONSO          JUBILACION CONVENCIONAL      783.339   117.243.176   39.572.704    -
1133   AVA   17.104.180  CAMACHO CASTILLO CARLOS RAMIRO      JUBILACION CONVENCIONAL      714.766   125.326.792   33.995.580    -
1134   AVA    7.440.348  CAMACHO CASTRO CELESTINO            JUBILACION CONVENCIONAL    1.338.753   245.814.992   61.590.412    -
1135   AVA   17.102.532  CANTE GUZMAN LUIS ALFONSO           JUBILACION CONVENCIONAL      651.256   111.452.800   31.420.326    -
1136   AVA    7.404.201  CANTILLO GONZALEZ LACIDES ANTONIO   JUBILACION CONVENCIONAL    1.336.758   217.394.480   66.028.576    -
1137   AVA   14.871.899  CANAVERAL ALVAREZ EDISON            JUBILACION CONVENCIONAL      332.000    66.224.872   14.040.552    -
1138   AVA   17.100.923  CANON QUIROGA SERAFIN               JUBILACION CONVENCIONAL      476.265    81.505.680   22.977.756    -
1139   AVA   17.114.672  CARDENAS JAIRO HERNANDO             JUBILACION CONVENCIONAL      859.935   150.780.672   40.900.084    -
1140   AVA   17.079.551  CASAS RODRIGUEZ ABRAHAM             JUBILACION CONVENCIONAL      843.989   144.436.192   40.718.872    -
1141   AVA    8.287.838  CASTANO ACEVEDO SAUL ANTONIO        JUBILACION CONVENCIONAL    1.041.013   199.535.264   46.047.900    -
1142   AVA    9.050.625  CASTRO ACOSTA RAFAEL ARMANDO        JUBILACION CONVENCIONAL      707.904   115.125.112   34.966.608    -
1143   AVA   13.801.733  CASTRO CALDERON SEGUNDO             JUBILACION CONVENCIONAL      719.173   134.969.392   32.467.506    -
1144   AVA    8.265.096  CASTRO URIBE HUGO DE JESUS          JUBILACION CONVENCIONAL      552.494    99.172.480   25.865.228    -
1145   AVA   17.083.836  CEBALLOS CEBALLOS CARLOS ALFONSO    JUBILACION CONVENCIONAL      780.527   133.575.616   37.657.100    -
1146   AVA   13.812.368  CLAVIJO BAQUERO CARLOS ALBERTO      JUBILACION CONVENCIONAL    1.780.266   355.114.112   75.288.904    -
1147   AVA    4.321.783  CORREA HENAO GILBERTO               JUBILACION CONVENCIONAL    1.770.879   303.059.680   85.437.368    -
1148   AVA    2.931.673  CORREA PAEZ JORGE ENRIQUE           JUBILACION CONVENCIONAL      332.000    46.795.184   16.876.514    -
1149   AVA   17.134.139  CORTES ALARCON ANGEL FERNANDO       JUBILACION CONVENCIONAL      765.209   127.711.032   37.386.268    -
1150   AVA   17.130.846  CRUZ GUEVARA RAUL ALBERTO           JUBILACION CONVENCIONAL    1.413.247   253.677.344   66.161.728    -
1151   AVA   19.165.233  CRUZ HERNANDEZ PEDRO RICARDO        JUBILACION CONVENCIONAL      701.881   140.005.968   29.683.122    -
1152   AVA    2.887.241  CRUZ RODRIGUEZ PEDRO PABLO          JUBILACION CONVENCIONAL      550.333    75.161.632   27.993.980    -
1153   AVA   28.009.506  DE LA ROSA CARDONA INES             JUBILACION CONVENCIONAL      793.670   157.929.408   16.186.655    -
1154   AVA    7.416.675  DE LA ROSA FONTALVO DOMINGO         JUBILACION CONVENCIONAL      363.079    54.342.416   18.342.018    -
1155   AVA   12.097.742  DELGADO NOGALES GELMO               JUBILACION CONVENCIONAL      701.653   131.681.368   31.676.556    -
1156   AVA   17.089.942  DIAZ ANGEL PEDRO HERNANDO           JUBILACION CONVENCIONAL      910.619   155.838.928   43.933.488    -
1157   AVA   17.076.997  DIAZ DIAZ PEDRO PABLO               JUBILACION CONVENCIONAL    1.046.484   174.654.976   51.128.692    -
1158   AVA    2.856.119  DIAZ GARCIA MARCO AURELIO           JUBILACION CONVENCIONAL      363.088    47.722.004   18.688.458    -
1159   AVA    6.152.009  DIAZ PLAZA ALFREDO CESAR            JUBILACION CONVENCIONAL      588.088    93.112.232   29.318.404    -
1160   AVA    7.503.648  DUQUE LOPEZ RAMON OCTAVIO           JUBILACION CONVENCIONAL      976.445   175.271.536   45.712.664    -
1161   AVA    7.434.178  EGEA BAENA CESAR GUILLERMO          JUBILACION CONVENCIONAL    1.152.368   206.849.664   53.948.576    -
1162   AVA    7.418.112  FERNANDEZ KITT NICOLAS EMILIO       JUBILACION CONVENCIONAL      633.066   108.339.848   30.542.736    -
1163   AVA   14.448.529  FERNANDEZ MUNOZ LUIS OVIDIO         JUBILACION CONVENCIONAL      758.408   136.133.968   35.505.176    -
1164   AVA   22.373.935  FERRER DIAZ NINFA BEATRIZ           JUBILACION CONVENCIONAL      654.234   130.183.560   13.342.901    -
1165   AVA   17.136.599  FONSECA MANTILLA JAIRO              JUBILACION CONVENCIONAL      656.493   117.840.272   30.733.984    -
1166   AVA   19.071.740  FORERO FORERO JOSE SALOMON          JUBILACION CONVENCIONAL      479.222    91.854.456   21.197.782    -
1167   AVA       55.659  FRANCO MONROY JOSE ANTONIO          JUBILACION CONVENCIONAL      508.275    56.064.132   25.303.010    -
1168   AVA    7.416.661  GALLARDO CONSUEGRA JUAN FRANCISCO   JUBILACION CONVENCIONAL      592.841   101.455.936   28.602.052    -
1169   AVA    7.435.689  GALLARDO GUTIERREZ ANIBAL           JUBILACION CONVENCIONAL      756.561   135.802.432   35.418.708    -
1170   AVA   17.129.926  GARCIA JOSE ANTONIO                 JUBILACION CONVENCIONAL      575.458   100.900.584   27.369.836    -
1171   AVA   17.015.431  GARCIA MARTINEZ HUGO                JUBILACION CONVENCIONAL      798.321   119.485.544   40.329.564    -
1172   AVA   17.116.872  GARZON ACHURY VICTOR JULIO          JUBILACION CONVENCIONAL      852.381   149.456.144   40.540.800    -
1173   AVA   14.448.826  GAVIRIA GOMEZ JOSE ARNOLDO          JUBILACION CONVENCIONAL      866.202   151.879.520   41.198.152    -
1174   AVA    8.317.419  GIL VALENCIA GABRIEL                JUBILACION CONVENCIONAL      782.715   156.130.128   33.101.658    -
1175   AVA    5.591.906  GOMEZ GOMEZ LUIS ALFREDO            JUBILACION CONVENCIONAL    1.395.765   256.283.232   64.213.300    -
1176   AVA   19.126.434  GOMEZ JIMENEZ ALVARO DE JESUS       JUBILACION CONVENCIONAL    1.773.777   346.964.864   76.770.816    -
1177   AVA   17.157.733  GOMEZ PABON JAIRO                   JUBILACION CONVENCIONAL    1.040.629   191.074.992   47.874.984    -
1178   AVA    7.430.564  GOMEZ SABOGAL JUAN DE JESUS         JUBILACION CONVENCIONAL      588.547   105.643.984   27.553.064    -
1179   AVA   14.432.570  GONZALEZ ARIZA ALVARO               JUBILACION CONVENCIONAL      676.494   112.904.776   33.051.868    -
1180   AVA   41.461.979  GONZALEZ CAICEDO JANETH MARINA      JUBILACION CONVENCIONAL    1.014.987   205.828.016   20.414.042    -
1181   AVA      121.089  GONZALEZ FRANCO ALBERTO             JUBILACION CONVENCIONAL      364.485    44.958.340   18.462.528    -
1182   AVA   17.195.139  GONZALEZ FONSECA LUIS ALFONSO       JUBILACION CONVENCIONAL    1.605.531   301.314.912   72.482.680    -
1183   AVA   17.191.531  GONZALEZ LOPEZ EUCLIDES             JUBILACION CONVENCIONAL    1.508.308   270.740.768   70.612.048    -
1184   AVA    7.429.307  GONZALEZ TORRES OMAR JOSE           JUBILACION CONVENCIONAL      973.200   170.640.512   46.287.172    -
1185   AVA   17.145.721  GRANADOS TIBOCHA CARLOS JULIO       JUBILACION CONVENCIONAL      783.563   140.649.296   36.682.820    -

1101   AVA    8.286.643  ALVAREZ ARTEAGA JOSE RODRIGO        400.854.864  187.454.751   62.183.461   -   249.638.212  135.670.785
1102   AVA    2.864.084  ALVAREZ CHAVES RICARDO              146.556.336   86.168.655   31.076.410   -   117.245.065   21.542.169
1103   AVA   41.417.480  ALVAREZ GARZON MARIA YOLANDA        276.436.160  199.974.700   21.174.247   -   221.148.947   49.993.652
1104   AVA   17.091.566  ALVAREZ TRIANA ARNULFO ENRIQUE      221.919.364  138.492.293   39.043.192   -   177.535.485   34.623.083
1105   AVA   17.077.245  ALZATE RAMIREZ JAIRO                815.189.392  504.471.873  147.679.665   -   652.151.538  126.117.951
1106   AVA   41.461.229  ANGEL SCARPETTA TULIA MARIA         223.400.720  151.338.518   16.126.132   -   167.464.650   51.904.538
1107   AVA   17.131.957  APACHE MONTANA PEDRO                148.481.620   91.886.382   26.898.921   -   118.785.303   22.971.586
1108   AVA      800.365  ARCON SOSA JORGE                    101.821.124   57.207.114   24.249.783   -    81.456.898   14.301.782
1109   AVA   17.157.205  ARENAS IBARRA ERNESTO               152.687.664   76.548.359   24.473.472   -   101.021.831   45.547.465
1110   AVA   17.134.178  AREVALO PATINO DANIEL               253.863.480  136.663.503   42.011.245   -   178.674.749   64.685.921
1111   AVA    2.843.226  ARIAS LUIS ALFREDO                  182.129.580  113.660.860   32.042.815   -   145.703.675   28.415.204
1112   AVA   26.942.556  ARIAS DIAZ ASTRID JOSEFINA          207.791.216  131.579.622   14.552.460   -   146.132.082   58.021.018
1113   AVA   14.946.263  ASTORQUIZA BENAVIDES EDGAR          194.298.360   90.861.202   30.140.949   -   121.002.151   65.760.974
1114   AVA   12.093.710  AVILA MENDEZ ALCIDES                318.359.424  198.677.252   56.010.295   -   254.687.547   49.669.308
1115   AVA    7.410.334  AVILA CORONADO CARLOS JULIO         150.926.272   91.827.223   28.913.791   -   120.741.014   22.956.809
1116   AVA   17.121.579  AYALA CARDENAS ALFONSO              380.986.928  220.621.872   65.034.795   -   285.656.668   79.071.568
1117   AVA    3.708.420  BACA DEL VALLE RENALDO              154.582.796   90.887.870   32.778.380   -   123.666.250   22.721.954
1118   AVA      820.396  BAEZA MARTINEZ BLADIMIRO             60.724.324   43.635.992   17.088.332   -    60.724.324            -
1119   AVA   14.436.208  BARBOSA WILLIAM                     148.757.060   86.142.227   25.392.960   -   111.535.187   30.873.637
1120   AVA   17.157.274  BARRIOS SUAREZ GILBERTO             273.054.376  136.892.951   43.766.393   -   180.659.345   81.453.433
1121   AVA    5.393.796  BAUTISTA TORRALBA ROMULO EDMUNDO    127.368.376   76.835.367   25.059.334   -   101.894.701   19.208.841
1122   AVA    8.239.900  BEDOYA OSPINA RAUL DE JESUS         221.988.324  137.375.274   40.215.393   -   177.590.667   34.343.814
1123   AVA   17.076.430  BELTRAN RODRIGUEZ LUIS HERNANDO     206.045.996  127.509.526   37.327.281   -   164.836.807   31.877.370
1124   AVA   19.066.446  BENAVIDES LOTTA JOSE JOAQUIN        164.427.544   71.833.306   24.664.697   -    96.498.003   61.763.366
1125   AVA   17.051.813  BENITEZ SANCHEZ NOEL                105.876.246   64.417.690   20.283.306   -    84.700.996   16.104.422
1126   AVA   10.055.961  BERMUDEZ GIRALDO HERNAN             319.754.016  199.547.572   56.255.653   -   255.803.225   49.886.876
1127   AVA   17.115.128  BERMUDEZ GUERRERO VITALIANO         129.421.570   80.767.580   22.769.674   -   103.537.254   20.191.900
1128   AVA   17.151.085  BUITRAGO LUIS HERNAN                129.284.058   69.598.084   21.394.902   -    90.992.986   32.942.348
1129   AVA    3.708.359  CABALLERO RODRIGUEZ CARLOS          262.882.632  157.235.073   53.071.034   -   210.306.108   39.308.767
1130   AVA   17.076.244  CABANZO ESPITIA GUSTAVO             367.511.936  227.431.111   66.578.440   -   294.009.551   56.857.785
1131   AVA      828.401  CABRERA MELENDEZ ROGER              104.977.180   61.191.099   22.790.647   -    83.981.746   15.297.773
1132   AVA    2.903.562  CABUYA LUQUE JULIO ALFONSO          156.815.880   93.794.533   31.658.159   -   125.452.692   23.448.643
1133   AVA   17.104.180  CAMACHO CASTILLO CARLOS RAMIRO      159.322.372   92.260.379   27.196.466   -   119.456.845   33.066.413
1134   AVA    7.440.348  CAMACHO CASTRO CELESTINO            307.405.404  154.114.477   49.272.333   -   203.386.810   91.700.515
1135   AVA   17.102.532  CANTE GUZMAN LUIS ALFONSO           142.873.126   89.162.237   25.136.263   -   114.298.500   22.290.563
1136   AVA    7.404.201  CANTILLO GONZALEZ LACIDES ANTONIO   283.423.056  173.915.582   52.822.864   -   226.738.446   43.478.898
1137   AVA   14.871.899  CANAVERAL ALVAREZ EDISON             80.265.424   38.411.195   14.040.552   -    52.451.747   27.813.677
1138   AVA   17.100.923  CANON QUIROGA SERAFIN               104.483.436   65.204.551   18.382.206   -    83.586.756   16.301.129
1139   AVA   17.114.672  CARDENAS JAIRO HERNANDO             191.680.756  110.998.463   32.720.067   -   143.718.531   39.782.209
1140   AVA   17.079.551  CASAS RODRIGUEZ ABRAHAM             185.155.064  115.548.947   32.575.097   -   148.124.044   28.887.245
1141   AVA    8.287.838  CASTANO ACEVEDO SAUL ANTONIO        245.583.164  107.287.692   36.838.319   -   144.126.011   92.247.572
1142   AVA    9.050.625  CASTRO ACOSTA RAFAEL ARMANDO        150.091.720   92.100.092   27.973.287   -   120.073.379   23.025.020
1143   AVA   13.801.733  CASTRO CALDERON SEGUNDO             167.436.898   78.299.775   25.974.006   -   104.273.781   56.669.617
1144   AVA    8.265.096  CASTRO URIBE HUGO DE JESUS          125.037.708   67.312.131   20.692.185   -    88.004.316   31.860.349
1145   AVA   17.083.836  CEBALLOS CEBALLOS CARLOS ALFONSO    171.232.716  106.860.496   30.125.684   -   136.986.180   26.715.120
1146   AVA   13.812.368  CLAVIJO BAQUERO CARLOS ALBERTO      430.403.016  164.776.258   60.231.128   -   225.007.386  190.337.854
1147   AVA    4.321.783  CORREA HENAO GILBERTO               388.497.048  242.447.743   68.349.898   -   310.797.641   60.611.937
1148   AVA    2.931.673  CORREA PAEZ JORGE ENRIQUE            63.671.698   46.795.184   16.876.513   -    63.671.697            -
1149   AVA   17.134.139  CORTES ALARCON ANGEL FERNANDO       165.097.300  102.168.826   29.909.016   -   132.077.841   25.542.206
1150   AVA   17.130.846  CRUZ GUEVARA RAUL ALBERTO           319.839.072  172.180.463   52.929.384   -   225.109.847   81.496.881
1151   AVA   19.165.233  CRUZ HERNANDEZ PEDRO RICARDO        169.689.090   64.964.065   23.746.499   -    88.710.563   75.041.903
1152   AVA    2.887.241  CRUZ RODRIGUEZ PEDRO PABLO          103.155.612   60.129.312   22.395.185   -    82.524.497   15.032.320
1153   AVA   28.009.506  DE LA ROSA CARDONA INES             174.116.063  126.343.521   12.949.324   -   139.292.845   31.585.887
1154   AVA    7.416.675  DE LA ROSA FONTALVO DOMINGO          72.684.434   49.690.787   16.771.968   -    66.462.756    4.651.629
1155   AVA   12.097.742  DELGADO NOGALES GELMO               163.357.924   76.392.295   25.341.246   -   101.733.541   55.289.073
1156   AVA   17.089.942  DIAZ ANGEL PEDRO HERNANDO           199.772.416  124.671.139   35.146.788   -   159.817.926   31.167.789
1157   AVA   17.076.997  DIAZ DIAZ PEDRO PABLO               225.783.668  139.723.977   40.902.950   -   180.626.927   34.930.999
1158   AVA    2.856.119  DIAZ GARCIA MARCO AURELIO            66.410.462   43.635.992   17.088.332   -    60.724.324    4.086.012
1159   AVA    6.152.009  DIAZ PLAZA ALFREDO CESAR            122.430.636   74.489.786   23.454.724   -    97.944.510   18.622.446
1160   AVA    7.503.648  DUQUE LOPEZ RAMON OCTAVIO           220.984.200  118.963.448   36.570.133   -   155.533.580   56.308.088
1161   AVA    7.434.178  EGEA BAENA CESAR GUILLERMO          260.798.240  140.396.729   43.158.859   -   183.555.588   66.452.935
1162   AVA    7.418.112  FERNANDEZ KITT NICOLAS EMILIO       138.882.584   86.671.884   24.434.191   -   111.106.075   21.667.964
1163   AVA   14.448.529  FERNANDEZ MUNOZ LUIS OVIDIO         171.639.144   92.399.303   28.404.142   -   120.803.446   43.734.665
1164   AVA   22.373.935  FERRER DIAZ NINFA BEATRIZ           143.526.461  104.146.852   10.674.321   -   114.821.173   26.036.708
1165   AVA   17.136.599  FONSECA MANTILLA JAIRO              148.574.256   79.982.666   24.587.189   -   104.569.856   37.857.606
1166   AVA   19.071.740  FORERO FORERO JOSE SALOMON          113.052.238   49.389.026   16.958.225   -    66.347.251   42.465.430
1167   AVA       55.659  FRANCO MONROY JOSE ANTONIO           81.367.142   44.851.305   20.242.407   -    65.093.712   11.212.827
1168   AVA    7.416.661  GALLARDO CONSUEGRA JUAN FRANCISCO   130.057.988   81.164.753   22.881.642   -   104.046.395   20.291.183
1169   AVA    7.435.689  GALLARDO GUTIERREZ ANIBAL           171.221.140   92.174.276   28.334.966   -   120.509.242   43.628.156
1170   AVA   17.129.926  GARCIA JOSE ANTONIO                 128.270.420   74.278.819   21.895.869   -    96.174.688   26.621.765
1171   AVA   17.015.431  GARCIA MARTINEZ HUGO                159.815.108   95.588.433   32.263.648   -   127.852.081   23.897.111
1172   AVA   17.116.872  GARZON ACHURY VICTOR JULIO          189.996.944  110.023.412   32.432.643   -   142.456.055   39.432.732
1173   AVA   14.448.826  GAVIRIA GOMEZ JOSE ARNOLDO          193.077.672  111.807.396   32.958.524   -   144.765.920   40.072.124
1174   AVA    8.317.419  GIL VALENCIA GABRIEL                189.231.786   72.445.824   26.481.326   -    98.927.150   83.684.304
1175   AVA    5.591.906  GOMEZ GOMEZ LUIS ALFREDO            320.496.532  160.677.584   51.370.638   -   212.048.223   95.605.648
1176   AVA   19.126.434  GOMEZ JIMENEZ ALVARO DE JESUS       423.735.680  173.179.095   61.416.655   -   234.595.750  173.785.769
1177   AVA   17.157.733  GOMEZ PABON JAIRO                   238.949.976  119.795.059   38.299.984   -   158.095.043   71.279.933
1178   AVA    7.430.564  GOMEZ SABOGAL JUAN DE JESUS         133.197.048   71.704.581   22.042.452   -    93.747.033   33.939.403
1179   AVA   14.432.570  GONZALEZ ARIZA ALVARO               145.956.644   90.323.814   26.441.496   -   116.765.309   22.580.962
1180   AVA   41.461.979  GONZALEZ CAICEDO JANETH MARINA      226.242.058  153.263.335   16.331.233   -   169.594.569   52.564.681
1181   AVA      121.089  GONZALEZ FRANCO ALBERTO              63.420.868   40.951.394   16.817.040   -    57.768.434    4.006.946
1182   AVA   17.195.139  GONZALEZ FONSECA LUIS ALFONSO       373.797.592  174.801.777   57.986.149   -   232.787.927  126.513.135
1183   AVA   17.191.531  GONZALEZ LOPEZ EUCLIDES             341.352.816  183.762.031   56.489.638   -   240.251.669   86.978.737
1184   AVA    7.429.307  GONZALEZ TORRES OMAR JOSE           216.927.684  125.618.455   37.029.738   -   162.648.193   45.022.057
1185   AVA   17.145.721  GRANADOS TIBOCHA CARLOS JULIO       177.332.116   95.464.016   29.346.257   -   124.810.274   45.185.280

1101   AVA    8.286.643  ALVAREZ ARTEAGA JOSE RODRIGO        15.545.867       -       151.216.652       1.833.488     144.646.598
1102   AVA    2.864.084  ALVAREZ CHAVES RICARDO               7.769.102       -        29.311.271         813.776      30.207.945
1103   AVA   41.417.480  ALVAREZ GARZON MARIA YOLANDA         5.293.561       -        55.287.213       1.364.406      57.214.078
1104   AVA   17.091.566  ALVAREZ TRIANA ARNULFO ENRIQUE       9.760.796       -        44.383.879       1.077.222      45.957.900
1105   AVA   17.077.245  ALZATE RAMIREZ JAIRO                36.919.903       -       163.037.854       4.023.532     168.720.009
1106   AVA   41.461.229  ANGEL SCARPETTA TULIA MARIA          4.031.532       -        55.936.070       1.067.285      49.104.684
1107   AVA   17.131.957  APACHE MONTANA PEDRO                 6.724.731       -        29.696.317         732.861      30.731.289
1108   AVA      800.365  ARCON SOSA JORGE                     6.062.445       -        20.364.226         640.042      20.909.778
1109   AVA   17.157.205  ARENAS IBARRA ERNESTO                6.118.368       -        51.665.833         708.112      48.514.237
1110   AVA   17.134.178  AREVALO PATINO DANIEL               10.502.811       -        75.188.731       1.194.526      68.764.228
1111   AVA    2.843.226  ARIAS LUIS ALFREDO                   8.010.701       -        36.425.905         884.078      37.717.733
1112   AVA   26.942.556  ARIAS DIAZ ASTRID JOSEFINA           3.638.116       -        61.659.134         977.738      56.340.569
1113   AVA   14.946.263  ASTORQUIZA BENAVIDES EDGAR           7.535.235       -        73.296.209         888.710      70.111.648
1114   AVA   12.093.710  AVILA MENDEZ ALCIDES                14.002.569       -        63.671.877       1.545.353      65.929.956
1115   AVA    7.410.334  AVILA CORONADO CARLOS JULIO          7.228.449       -        30.185.258         772.015      31.197.380
1116   AVA   17.121.579  AYALA CARDENAS ALFONSO              16.258.693       -        95.330.260       1.820.145      83.727.280
1117   AVA    3.708.420  BACA DEL VALLE RENALDO               8.194.592       -        30.916.546         858.345      31.862.382
1118   AVA      820.396  BAEZA MARTINEZ BLADIMIRO                     -       -                 -         358.000         189.777
1119   AVA   14.436.208  BARBOSA WILLIAM                      6.348.236       -        37.221.873         710.679      32.691.470
1120   AVA   17.157.274  BARRIOS SUAREZ GILBERTO             10.941.599       -        92.395.031       1.266.330      86.758.934
1121   AVA    5.393.796  BAUTISTA TORRALBA ROMULO EDMUNDO     6.264.834       -        25.473.675         664.097      26.309.929
1122   AVA    8.239.900  BEDOYA OSPINA RAUL DE JESUS         10.053.843       -        44.397.657       1.095.668      45.944.997
1123   AVA   17.076.430  BELTRAN RODRIGUEZ LUIS HERNANDO      9.331.819       -        41.209.189       1.016.982      42.645.443
1124   AVA   19.066.446  BENAVIDES LOTTA JOSE JOAQUIN         6.166.175       -        67.929.541         742.234      65.873.097
1125   AVA   17.051.813  BENITEZ SANCHEZ NOEL                 5.070.828       -        21.175.250         541.576      21.885.267
1126   AVA   10.055.961  BERMUDEZ GIRALDO HERNAN             14.063.915       -        63.950.791       1.552.123      66.218.772
1127   AVA   17.115.128  BERMUDEZ GUERRERO VITALIANO          5.692.416       -        25.884.316         628.227      26.802.278
1128   AVA   17.151.085  BUITRAGO LUIS HERNAN                 5.348.724       -        38.291.072         608.332      35.019.311
1129   AVA    3.708.359  CABALLERO RODRIGUEZ CARLOS          13.267.758       -        52.576.524       1.398.397      54.263.718
1130   AVA   17.076.244  CABANZO ESPITIA GUSTAVO             16.644.600       -        73.502.385       1.813.929      76.064.039
1131   AVA      828.401  CABRERA MELENDEZ ROGER               5.697.661       -        20.995.434         596.398      21.611.265
1132   AVA    2.903.562  CABUYA LUQUE JULIO ALFONSO           7.914.545       -        31.363.188         834.178      32.369.624
1133   AVA   17.104.180  CAMACHO CASTILLO CARLOS RAMIRO       6.799.114       -        39.865.527         761.154      35.013.338
1134   AVA    7.440.348  CAMACHO CASTRO CELESTINO            12.318.079       -       104.018.594       1.425.638      97.673.464
1135   AVA   17.102.532  CANTE GUZMAN LUIS ALFONSO            6.284.063       -        28.574.626         693.523      29.588.011
1136   AVA    7.404.201  CANTILLO GONZALEZ LACIDES ANTONIO   13.205.712       -        56.684.610       1.423.514      58.623.617
1137   AVA   14.871.899  CANAVERAL ALVAREZ EDISON                     -       -        27.813.677         358.000      26.957.308
1138   AVA   17.100.923  CANON QUIROGA SERAFIN                4.595.550       -        20.896.680         507.175      21.637.788
1139   AVA   17.114.672  CARDENAS JAIRO HERNANDO              8.180.017       -        47.962.225         915.745      42.124.579
1140   AVA   17.079.551  CASAS RODRIGUEZ ABRAHAM              8.143.775       -        37.031.020         898.764      38.344.287
1141   AVA    8.287.838  CASTANO ACEVEDO SAUL ANTONIO         9.209.581       -       101.457.153       1.108.575      98.385.784
1142   AVA    9.050.625  CASTRO ACOSTA RAFAEL ARMANDO         6.993.321       -        30.018.341         753.847      31.045.176
1143   AVA   13.801.733  CASTRO CALDERON SEGUNDO              6.493.500       -        63.163.117         765.847      60.418.794
1144   AVA    8.265.096  CASTRO URIBE HUGO DE JESUS           5.173.043       -        37.033.392         588.351      33.869.082
1145   AVA   17.083.836  CEBALLOS CEBALLOS CARLOS ALFONSO     7.531.416       -        34.246.536         831.183      35.461.054
1146   AVA   13.812.368  CLAVIJO BAQUERO CARLOS ALBERTO      15.057.776       -       205.395.630       1.895.805     202.960.878
1147   AVA    4.321.783  CORREA HENAO GILBERTO               17.087.470       -        77.699.407       1.885.809      80.454.925
1148   AVA    2.931.673  CORREA PAEZ JORGE ENRIQUE                    1       -                 1         358.000         198.988
1149   AVA   17.134.139  CORTES ALARCON ANGEL FERNANDO        7.477.252       -        33.019.459         814.871      34.170.252
1150   AVA   17.130.846  CRUZ GUEVARA RAUL ALBERTO           13.232.344       -        94.729.225       1.504.967      86.635.097
1151   AVA   19.165.233  CRUZ HERNANDEZ PEDRO RICARDO         5.936.623       -        80.978.527         747.433      80.018.595
1152   AVA    2.887.241  CRUZ RODRIGUEZ PEDRO PABLO           5.598.795       -        20.631.115         586.050      21.236.283
1153   AVA   28.009.506  DE LA ROSA CARDONA INES              3.237.331       -        34.823.218         845.179      36.058.175
1154   AVA    7.416.675  DE LA ROSA FONTALVO DOMINGO          1.570.050       -         6.221.678         386.643       5.765.060
1155   AVA   12.097.742  DELGADO NOGALES GELMO                6.335.310       -        61.624.383         747.190      58.946.936
1156   AVA   17.089.942  DIAZ ANGEL PEDRO HERNANDO            8.786.700       -        39.954.490         969.718      41.371.432
1157   AVA   17.076.997  DIAZ DIAZ PEDRO PABLO               10.225.742       -        45.156.741       1.114.401      46.730.527
1158   AVA    2.856.119  DIAZ GARCIA MARCO AURELIO            1.600.126       -         5.686.138         386.652       5.256.688
1159   AVA    6.152.009  DIAZ PLAZA ALFREDO CESAR             5.863.680       -        24.486.126         626.255      25.307.176
1160   AVA    7.503.648  DUQUE LOPEZ RAMON OCTAVIO            9.142.531       -        65.450.620       1.039.816      59.858.177
1161   AVA    7.434.178  EGEA BAENA CESAR GUILLERMO          10.789.717       -        77.242.652       1.227.157      70.642.658
1162   AVA    7.418.112  FERNANDEZ KITT NICOLAS EMILIO        6.108.545       -        27.776.509         674.152      28.761.588
1163   AVA   14.448.529  FERNANDEZ MUNOZ LUIS OVIDIO          7.101.034       -        50.835.698         807.629      46.492.068
1164   AVA   22.373.935  FERRER DIAZ NINFA BEATRIZ            2.668.580       -        28.705.288         696.694      29.723.310
1165   AVA   17.136.599  FONSECA MANTILLA JAIRO               6.146.795       -        44.004.400         699.099      40.244.418
1166   AVA   19.071.740  FORERO FORERO JOSE SALOMON           4.239.557       -        46.704.987         510.324      45.291.131
1167   AVA       55.659  FRANCO MONROY JOSE ANTONIO           5.060.603       -        16.273.430         541.262      16.681.950
1168   AVA    7.416.661  GALLARDO CONSUEGRA JUAN FRANCISCO    5.720.410       -        26.011.593         631.316      26.934.060
1169   AVA    7.435.689  GALLARDO GUTIERREZ ANIBAL            7.083.742       -        50.711.898         805.662      46.378.829
1170   AVA   17.129.926  GARCIA JOSE ANTONIO                  5.473.967       -        32.095.732         612.805      28.189.235
1171   AVA   17.015.431  GARCIA MARTINEZ HUGO                 8.065.916       -        31.963.027         850.132      32.988.714
1172   AVA   17.116.872  GARZON ACHURY VICTOR JULIO           8.108.157       -        47.540.889         907.701      41.754.546
1173   AVA   14.448.826  GAVIRIA GOMEZ JOSE ARNOLDO           8.239.628       -        48.311.752         922.419      42.431.577
1174   AVA    8.317.419  GIL VALENCIA GABRIEL                 6.620.332       -        90.304.636         833.513      89.234.141
1175   AVA    5.591.906  GOMEZ GOMEZ LUIS ALFREDO            12.842.662       -       108.448.309       1.486.350     101.832.971
1176   AVA   19.126.434  GOMEZ JIMENEZ ALVARO DE JESUS       15.354.161       -       189.139.930       1.888.895     185.351.996
1177   AVA   17.157.733  GOMEZ PABON JAIRO                    9.575.000       -        80.854.933       1.108.166      75.922.784
1178   AVA    7.430.564  GOMEZ SABOGAL JUAN DE JESUS          5.510.612       -        39.450.015         626.744      36.079.217
1179   AVA   14.432.570  GONZALEZ ARIZA ALVARO                6.610.372       -        29.191.335         720.399      30.208.725
1180   AVA   41.461.979  GONZALEZ CAICEDO JANETH MARINA       4.082.809       -        56.647.489       1.080.860      49.729.259
1181   AVA      121.089  GONZALEZ FRANCO ALBERTO              1.645.488       -         5.652.434         388.140       5.241.196
1182   AVA   17.195.139  GONZALEZ FONSECA LUIS ALFONSO       14.496.531       -       141.009.665       1.709.730     134.883.159
1183   AVA   17.191.531  GONZALEZ LOPEZ EUCLIDES             14.122.410       -       101.101.147       1.606.197      92.462.525
1184   AVA    7.429.307  GONZALEZ TORRES OMAR JOSE            9.257.434       -        54.279.491       1.036.361      47.672.939
1185   AVA   17.145.721  GRANADOS TIBOCHA CARLOS JULIO        7.336.563       -        52.521.842         834.416      48.034.090

1186  AVA  17.118.453  GUERRERO BAQUERO LEONEL             426403  310  1    Casado(a)     59   0    16/02/1945  13/05/1963
1187  AVA     883.023  GUERRERO ORTIZ CARLOS ARTURO        426672  310  1    Casado(a)     71   0    09/10/1932  20/01/1951
1188  AVA  17.188.750  GUTIERREZ CELY ENRIQUE              430732  310  1    Casado(a)     57   0    23/06/1947  17/02/1964
1189  AVA   3.692.994  GUTIERREZ PEREZ LUIS ALBERTO        435853  310  1    Casado(a)     66   0    20/06/1938  04/03/1965
1190  AVA     800.563  HENAO RONCALLO CARLOS ARTURO        444533  310  1    Casado(a)     72   0    10/02/1932  01/02/1955
1191  AVA  17.097.309  HERNANDEZ BUITRAGO ROBERTO          448210  310  1    Casado(a)     60   0    16/04/1944  01/12/1964
1192  AVA   7.413.551  HURTADO BUITRAGO ALFONSO EMILIO     464542  310  1    Casado(a)     62   0    03/05/1942  05/04/1965
1193  AVA   9.056.044  JARAMILLO HERRERA JULIO CESAR       472161  310  1    Casado(a)     59   0    11/09/1944  01/12/1966
1194  AVA   8.241.852  JARAMILLO MAZO RODRIGO ABELARDO     472522  310  1    Casado(a)     61   0    04/05/1943  13/10/1966
1195  AVA   3.686.544  JIMENEZ ESCORCIA FERNANDO ALBERTO   478354  310  1    Casado(a)     69   0    09/08/1934  04/11/1957
1196  AVA   3.786.784  JIMENEZ LOPEZ LUIS FRANCISCO        479710  310  1    Casado(a)     66   0    15/02/1938  02/12/1968
1197  AVA  17.098.292  JIMENEZ SANTOS CARLOS ENRIQUE       482436  310  1    Casado(a)     60   0    24/03/1944  01/03/1960
1198  AVA  41.465.485  JIMENEZ SARMIENTO CLARA MARIA       482473  310  2    Soltero(a)    54   0    14/12/1949  13/02/1967
1199  AVA   9.051.051  JOLIANES PEREIRA CARLOS MANUEL      484982  310  1    Casado(a)     62   0    11/07/1941  02/01/1962
1200  AVA  17.105.450  LAGOS BELTRAN HECTOR JULIO          489381  310  1    Casado(a)     59   0    31/08/1944  21/12/1964
1201  AVA  14.206.436  LINARES MURCIA HUGO                 502456  310  1    Union libre   55   0    23/11/1948  01/09/1965
1202  AVA   8.244.095  LOAIZA RIOS JORGE ORLANDO           506052  310  1    Casado(a)     60   0    28/07/1943  24/08/1959
1203  AVA     829.593  LONDONO TORO LUIS CARLOS            507253  310  1    Soltero(a)    75   0    06/03/1929  12/05/1952
1204  AVA  29.221.189  LOPEZ DIAZ BLANCA CECILIA           510436  310  2    Soltero(a)    57   0    02/01/1947  07/09/1971
1205  AVA   5.587.946  LOPEZ MADARIAGA PABLO EMILIO        514426  310  1    Casado(a)     60   0    25/02/1944  06/10/1964
1206  AVA     824.603  LOZANO GARCIA HERIBERTO             520343  310  1    Soltero(a)    68   0    04/08/1935  02/09/1957
1207  AVA   3.703.805  LOZANO RODRIGUEZ CAMPO ELIAS        521231  310  1    Casado(a)     66   0    02/05/1938  19/12/1957
1208  AVA   7.416.150  LLANOS DUBA ADOLFO DE JESUS         523482  310  1    Casado(a)     60   0    06/08/1943  05/11/1962
1209  AVA     892.386  MACHACON PERTUZ ALFREDO ENRIQUE     525582  310  1    Casado(a)     68   0    09/11/1935  01/05/1969
1210  AVA   3.693.990  MALDONADO ARAUJO EDUARDO ALFONSO    528500  310  1    Union libre   66   0    13/10/1937  01/02/1955
1211  AVA   3.042.732  MARIN ANTONIO MARIA                 537611  310  1    Casado(a)     61   0    02/02/1943  01/02/1965
1212  AVA     875.362  MARQUEZ RADA JAIME                  542780  310  1    Casado(a)     70   0    22/12/1933  16/06/1953
1213  AVA  17.110.471  MARTINEZ JOSE ALVARO                552274  310  1    Casado(a)     60   0    02/09/1943  03/12/1962
1214  AVA  17.186.282  MARTINEZ LUIS ALBERTO               553873  310  1    Casado(a)     56   0    08/01/1948  30/06/1966
1215  AVA   7.417.577  MARTINEZ NIEBLES CESAR AUGUSTO      554886  310  1    Casado(a)     60   0    19/01/1944  23/08/1965
1216  AVA   7.420.473  MEDINA DE MOYA EUCLIDES MANUEL      564841  310  1    Union libre   59   0    07/08/1944  20/02/1964
1217  AVA   5.387.607  MEDINA DUARTE MANUEL                564885  310  1    Casado(a)     66   0    12/02/1938  01/03/1960
1218  AVA  14.208.738  MEDINA RIVEROS JOSE REINEL          566974  310  1    Casado(a)     54   0    26/04/1950  02/01/1968
1219  AVA   7.421.951  MEEK PULIDO ALBERTO LEON            567943  310  1    Casado(a)     60   0    22/09/1943  16/02/1960
1220  AVA  17.132.480  MEJIA CAMACHO EFREN ARMANDO         568621  310  1    Casado(a)     59   0    22/05/1945  10/04/1961
1221  AVA  19.123.231  MENDEZ BAUTISTA MARIO EDUARDO       575083  310  1    Casado(a)     53   0    07/11/1950  05/05/1976
1222  AVA   2.852.316  MENDEZ JULIO CESAR                  575595  310  1    Casado(a)     68   0    14/06/1936  28/06/1955
1223  AVA  17.154.991  MOJICA SANABRIA ANDRES              592616  310  1    Casado(a)     57   0    24/09/1946  06/11/1967
1224  AVA   7.429.730  MOLINA MARTINEZ BENJAMIN            595011  310  1    Casado(a)     58   0    05/10/1945  02/08/1965
1225  AVA  17.121.038  MONICO MELO LUIS EDUARDO            597936  310  1    Casado(a)     59   0    20/06/1945  06/08/1963
1226  AVA  17.086.469  MONTOYA MIRANDA ELADIO              606620  310  1    Casado(a)     60   0    29/08/1943  16/03/1964
1227  AVA   8.243.954  MONTOYA MONTOYA GUSTAVO ALONSO      606852  310  1    Casado(a)     60   0    13/07/1943  19/02/1968
1228  AVA   3.384.167  MORA ZEA JAVIER DE JESUS            609453  310  1    Casado(a)     60   0    02/04/1944  16/03/1967
1229  AVA  17.105.598  MORALES LUIS ALBERTO                609560  310  1    Union libre   60   0    25/09/1943  23/09/1965
1230  AVA  17.101.463  MORENO CUERVO LUIS ALBERTO          615451  310  1    Casado(a)     59   0    09/08/1944  04/03/1963
1231  AVA  17.112.142  MORENO ROJAS SALVADOR               619301  310  1    Casado(a)     60   0    07/01/1944  09/06/1967
1232  AVA   4.091.964  MURCIA FLORIAN JESUS MARIA          630825  310  1    Casado(a)     60   0    18/11/1943  26/05/1966
1233  AVA   9.052.567  NAVARRO MENDOZA LUIS FELIPE         636296  310  1    Casado(a)     61   0    20/02/1943  02/09/1966
1234  AVA  17.148.934  NINO ROJAS JORGE HUMBERTO           645094  310  1    Casado(a)     59   0    15/05/1945  01/03/1966
1235  AVA  14.436.024  NUNEZ PENARANDA SILVIO HUMBERTO     648244  310  1    Casado(a)     59   0    09/08/1944  02/12/1963
1236  AVA   5.810.462  OBREGON MINA HERNANDO               649250  310  1    Casado(a)     64   0    06/12/1939  16/08/1965
1237  AVA  17.128.058  ORJUELA REDONDO LUIS ANTONIO        656283  310  1    Divorsiado(a) 58   0    09/08/1945  26/01/1965
1238  AVA   3.709.122  OROZCO SARMIENTO CARLOS ARAMIS      661953  310  1    Casado(a)     66   0    24/11/1937  18/08/1958
1239  AVA     831.618  ORTEGA RODRIGUEZ GUSTAVO            665350  310  1    Casado(a)     69   0    12/03/1935  03/12/1951
1240  AVA   8.268.911  ORTIZ ALVAREZ JOSE JESUS            666470  310  1    Casado(a)     58   0    27/06/1946  24/05/1966
1241  AVA  17.061.765  ORTIZ ALCALA VICTOR MANUEL          666831  310  1    Casado(a)     62   0    10/01/1942  01/04/1965
1242  AVA  17.131.678  ORTIZ HERNANDEZ JOSE JOAQUIN        668920  310  1    Soltero(a)    60   0    21/08/1943  15/09/1960
1243  AVA   5.357.827  ORTIZ HUERTAS ENRIQUE ALIRIO        668953  310  1    Casado(a)     62   0    15/08/1941  13/05/1969
1244  AVA  17.186.106  ORTIZ MORALES ALVARO                669546  310  1    Casado(a)     57   0    23/04/1947  05/11/1963
1245  AVA  19.053.032  ORTIZ PINEDA LUIS CARLOS            670176  310  1    Casado(a)     55   0    11/07/1948  21/07/1966
1246  AVA     802.656  ORTIZ RODRIGUEZ OCTAVIO             670622  310  1    Casado(a)     72   0    11/08/1931  02/01/1951
1247  AVA  17.134.064  OTALORA GONZALEZ EDGAR BENJAMIN     678915  310  1    Casado(a)     59   0    21/08/1944  15/07/1968
1248  AVA   3.687.658  PADILLA SANDOVAL MIGUEL             687282  310  1    Casado(a)     67   0    18/02/1937  16/08/1955
1249  AVA     553.346  PAJON LONDONO GUILLERMO DE JESUS    691062  310  1    Casado(a)     69   0    20/07/1934  02/02/1953
1250  AVA  14.934.310  PALACIO GONZALEZ GUSTAVO            692985  310  1    Casado(a)     58   0    28/04/1946  04/08/1966
1251  AVA  17.112.330  PALMA EFREN                         694374  310  1    Soltero(a)    60   0    27/01/1944  09/12/1963
1252  AVA   6.184.610  PANESSO ESCOBAR OSCAR ENRIQUE       696463  310  1    Casado(a)     60   0    30/06/1944  22/08/1961
1253  AVA  19.079.961  PARRA LOPEZ LUIS CARLOS             701470  310  1    Casado(a)     54   0    21/08/1949  06/02/1967
1254  AVA  41.424.245  PENA DE RODRIGUEZ ROSA MARIA        708842  310  2    Casado(a)     55   0    18/09/1948  14/12/1967
1255  AVA  17.074.773  PEREZ ESPINOSA GERMAN BERNABE       716803  310  1    Casado(a)     61   0    10/12/1942  10/12/1997
1256  AVA   6.237.190  PEREZ OCAMPO BERNARDO               719445  310  1    Casado(a)     62   0    18/04/1942  19/09/1966
1257  AVA  17.099.254  PEREZ RODRIGUEZ CARLOS ANTONIO      721825  310  1    Casado(a)     60   0    12/01/1944  25/07/1967
1258  AVA  17.077.255  PEREZ TAUTIVA MIGUEL ANGEL          723155  310  1    Casado(a)     61   0    27/05/1943  15/03/1965
1259  AVA   9.059.214  PERINAN CORCHO GUILLERMO            724500  310  1    Casado(a)     58   0    14/03/1946  28/11/1967
1260  AVA  19.086.928  PINEDA TRIANA MANUEL JOSE           728066  310  1    Soltero(a)    54   0    20/07/1949  22/01/1968
1261  AVA  17.167.866  PINEDO RODRIGUEZ LUIS MANUEL        728464  310  1    Casado(a)     57   0    26/08/1946  17/08/1966
1262  AVA   7.427.764  POLO GOMEZ HERNANDO JOSE            738931  310  1    Casado(a)     58   0    04/09/1945  28/02/1966
1263  AVA   6.038.225  PONTON DIAZ ASNORALDO               739664  310  1    Casado(a)     72   0    21/04/1932  01/09/1952
1264  AVA   3.695.090  POSADA NUNEZ ALVARO DAVID           741823  310  1    Casado(a)     64   0    07/12/1939  01/03/1960
1265  AVA  17.112.609  POVEDA SANTAMARIA JULIO ANGEL       743175  310  1    Casado(a)     59   0    09/11/1944  16/08/1962
1266  AVA  14.932.487  PRADA CAICEDO JORGE ENRIQUE         744413  310  1    Casado(a)     58   0    01/11/1945  16/02/1966
1267  AVA   7.402.250  PUELLO VISBAL ROBINSON              748355  310  1    Casado(a)     62   0    24/07/1941  19/08/1964
1268  AVA  14.933.791  QUINTERO ADOLFO                     753200  310  1    Casado(a)     58   0    09/02/1946  01/12/1966
1269  AVA  16.243.352  QUINTERO LOAIZA JORGE ARTURO        754666  310  1    Casado(a)     54   0    22/08/1949  20/03/1968
1270  AVA  41.434.927  QUINTERO DE CORTES GLORIA MARIA     755101  310  2    Casado(a)     55   0    27/04/1949  19/02/1968

1186  AVA  17.118.453  GUERRERO BAQUERO LEONEL             JUBILACION CONVENCIONAL  1.034.280  181.350.240   49.192.252  -
1187  AVA     883.023  GUERRERO ORTIZ CARLOS ARTURO        JUBILACION CONVENCIONAL    349.122   43.063.352   17.684.332  -
1188  AVA  17.188.750  GUTIERREZ CELY ENRIQUE              JUBILACION CONVENCIONAL  2.149.701  394.717.120   98.898.736  -
1189  AVA   3.692.994  GUTIERREZ PEREZ LUIS ALBERTO        JUBILACION CONVENCIONAL  1.894.549  275.308.352   96.087.984  -
1190  AVA     800.563  HENAO RONCALLO CARLOS ARTURO        JUBILACION CONVENCIONAL    363.088   43.198.848   18.311.756  -
1191  AVA  17.097.309  HERNANDEZ BUITRAGO ROBERTO          JUBILACION CONVENCIONAL    917.809  157.069.392   44.280.372  -
1192  AVA   7.413.551  HURTADO BUITRAGO ALFONSO EMILIO     JUBILACION CONVENCIONAL    835.150  135.818.896   41.251.868  -
1193  AVA   9.056.044  JARAMILLO HERRERA JULIO CESAR       JUBILACION CONVENCIONAL    627.555  110.035.248   29.847.666  -
1194  AVA   8.241.852  JARAMILLO MAZO RODRIGO ABELARDO     JUBILACION CONVENCIONAL    474.986   79.273.712   23.206.672  -
1195  AVA   3.686.544  JIMENEZ ESCORCIA FERNANDO ALBERTO   JUBILACION CONVENCIONAL    342.672   45.038.652   17.637.630  -
1196  AVA   3.786.784  JIMENEZ LOPEZ LUIS FRANCISCO        JUBILACION CONVENCIONAL  1.416.223  205.799.904   71.828.184  -
1197  AVA  17.098.292  JIMENEZ SANTOS CARLOS ENRIQUE       JUBILACION CONVENCIONAL    828.413  141.770.592   39.967.396  -
1198  AVA  41.465.485  JIMENEZ SARMIENTO CLARA MARIA       JUBILACION CONVENCIONAL    823.161  166.927.840   16.555.919  -
1199  AVA   9.051.051  JOLIANES PEREIRA CARLOS MANUEL      JUBILACION CONVENCIONAL  1.238.839  201.470.080   61.191.916  -
1200  AVA  17.105.450  LAGOS BELTRAN HECTOR JULIO          JUBILACION CONVENCIONAL  2.056.577  360.599.424   97.814.568  -
1201  AVA  14.206.436  LINARES MURCIA HUGO                 JUBILACION CONVENCIONAL    736.486  141.165.312   32.577.528  -
1202  AVA   8.244.095  LOAIZA RIOS JORGE ORLANDO           JUBILACION CONVENCIONAL  1.704.953  291.777.408   82.256.720  -
1203  AVA     829.593  LONDONO TORO LUIS CARLOS            JUBILACION CONVENCIONAL    855.895   90.745.008   42.228.560  -
1204  AVA  29.221.189  LOPEZ DIAZ BLANCA CECILIA           JUBILACION CONVENCIONAL    742.465  141.901.408   15.518.052  -
1205  AVA   5.587.946  LOPEZ MADARIAGA PABLO EMILIO        JUBILACION CONVENCIONAL    752.701  128.813.600   36.314.612  -
1206  AVA     824.603  LOZANO GARCIA HERIBERTO             JUBILACION CONVENCIONAL    594.680   81.218.320   30.249.794  -
1207  AVA   3.703.805  LOZANO RODRIGUEZ CAMPO ELIAS        JUBILACION CONVENCIONAL    363.079   52.761.196   18.414.688  -
1208  AVA   7.416.150  LLANOS DUBA ADOLFO DE JESUS         JUBILACION CONVENCIONAL    914.925  156.575.824   44.141.232  -
1209  AVA     892.386  MACHACON PERTUZ ALFREDO ENRIQUE     JUBILACION CONVENCIONAL    480.731   65.655.756   24.453.510  -
1210  AVA   3.693.990  MALDONADO ARAUJO EDUARDO ALFONSO    JUBILACION CONVENCIONAL    513.476   74.616.296   26.042.542  -
1211  AVA   3.042.732  MARIN ANTONIO MARIA                 JUBILACION CONVENCIONAL    771.814  128.813.392   37.708.976  -
1212  AVA     875.362  MARQUEZ RADA JAIME                  JUBILACION CONVENCIONAL    363.088   46.376.348   18.449.566  -
1213  AVA  17.110.471  MARTINEZ JOSE ALVARO                JUBILACION CONVENCIONAL  1.131.185  193.585.520   54.574.856  -
1214  AVA  17.186.282  MARTINEZ LUIS ALBERTO               JUBILACION CONVENCIONAL  2.055.014  385.670.752   92.774.872  -
1215  AVA   7.417.577  MARTINEZ NIEBLES CESAR AUGUSTO      JUBILACION CONVENCIONAL  2.172.598  371.807.904  104.818.600  -
1216  AVA   7.420.473  MEDINA DE MOYA EUCLIDES MANUEL      JUBILACION CONVENCIONAL    958.338  168.034.608   45.580.308  -
1217  AVA   5.387.607  MEDINA DUARTE MANUEL                JUBILACION CONVENCIONAL    602.486   87.550.872   30.556.962  -
1218  AVA  14.208.738  MEDINA RIVEROS JOSE REINEL          JUBILACION CONVENCIONAL  1.005.493  196.682.416   43.518.732  -
1219  AVA   7.421.951  MEEK PULIDO ALBERTO LEON            JUBILACION CONVENCIONAL  1.050.479  179.773.888   50.681.136  -
1220  AVA  17.132.480  MEJIA CAMACHO EFREN ARMANDO         JUBILACION CONVENCIONAL  1.225.830  214.936.544   58.302.720  -
1221  AVA  19.123.231  MENDEZ BAUTISTA MARIO EDUARDO       JUBILACION CONVENCIONAL  1.813.937  361.830.560   76.712.888  -
1222  AVA   2.852.316  MENDEZ JULIO CESAR                  JUBILACION CONVENCIONAL    363.088   49.588.684   18.469.324  -
1223  AVA  17.154.991  MOJICA SANABRIA ANDRES              JUBILACION CONVENCIONAL  1.040.043  190.967.392   47.848.016  -
1224  AVA   7.429.730  MOLINA MARTINEZ BENJAMIN            JUBILACION CONVENCIONAL    816.072  146.484.640   38.204.740  -
1225  AVA  17.121.038  MONICO MELO LUIS EDUARDO            JUBILACION CONVENCIONAL    979.010  171.659.232   46.563.508  -
1226  AVA  17.086.469  MONTOYA MIRANDA ELADIO              JUBILACION CONVENCIONAL  1.684.075  288.204.448   81.249.448  -
1227  AVA   8.243.954  MONTOYA MONTOYA GUSTAVO ALONSO      JUBILACION CONVENCIONAL    634.912  108.655.760   30.631.798  -
1228  AVA   3.384.167  MORA ZEA JAVIER DE JESUS            JUBILACION CONVENCIONAL  1.635.574  279.904.224   78.909.480  -
1229  AVA  17.105.598  MORALES LUIS ALBERTO                JUBILACION CONVENCIONAL    692.813  118.564.664   33.425.274  -
1230  AVA  17.101.463  MORENO CUERVO LUIS ALBERTO          JUBILACION CONVENCIONAL  1.542.601  270.479.072   73.368.928  -
1231  AVA  17.112.142  MORENO ROJAS SALVADOR               JUBILACION CONVENCIONAL    709.050  121.343.384   34.208.640  -
1232  AVA   4.091.964  MURCIA FLORIAN JESUS MARIA          JUBILACION CONVENCIONAL  2.248.773  384.844.128  108.493.712  -
1233  AVA   9.052.567  NAVARRO MENDOZA LUIS FELIPE         JUBILACION CONVENCIONAL    984.072  164.238.608   48.079.388  -
1234  AVA  17.148.934  NINO ROJAS JORGE HUMBERTO           JUBILACION CONVENCIONAL  1.355.110  237.604.464   64.451.512  -
1235  AVA  14.436.024  NUNEZ PENARANDA SILVIO HUMBERTO     JUBILACION CONVENCIONAL    873.451  153.150.560   41.542.932  -
1236  AVA   5.810.462  OBREGON MINA HERNANDO               JUBILACION CONVENCIONAL    623.232   95.983.832   31.304.478  -
1237  AVA  17.128.058  ORJUELA REDONDO LUIS ANTONIO        JUBILACION CONVENCIONAL  1.283.607  230.407.024   60.092.576  -
1238  AVA   3.709.122  OROZCO SARMIENTO CARLOS ARAMIS      JUBILACION CONVENCIONAL  1.048.713  152.394.800   53.188.760  -
1239  AVA     831.618  ORTEGA RODRIGUEZ GUSTAVO            JUBILACION CONVENCIONAL    427.827   56.230.888   22.020.632  -
1240  AVA   8.268.911  ORTIZ ALVAREZ JOSE JESUS            JUBILACION CONVENCIONAL    841.238  151.001.936   39.382.896  -
1241  AVA  17.061.765  ORTIZ ALCALA VICTOR MANUEL          JUBILACION CONVENCIONAL    666.454  108.384.184   32.919.204  -
1242  AVA  17.131.678  ORTIZ HERNANDEZ JOSE JOAQUIN        JUBILACION CONVENCIONAL    759.775  130.024.216   36.655.904  -
1243  AVA   5.357.827  ORTIZ HUERTAS ENRIQUE ALIRIO        JUBILACION CONVENCIONAL    363.079   59.046.864   17.934.130  -
1244  AVA  17.186.106  ORTIZ MORALES ALVARO                JUBILACION CONVENCIONAL    587.408  107.856.856   27.024.180  -
1245  AVA  19.053.032  ORTIZ PINEDA LUIS CARLOS            JUBILACION CONVENCIONAL  1.267.581  242.962.480   56.069.852  -
1246  AVA     802.656  ORTIZ RODRIGUEZ OCTAVIO             JUBILACION CONVENCIONAL    363.088   43.198.848   18.311.756  -
1247  AVA  17.134.064  OTALORA GONZALEZ EDGAR BENJAMIN     JUBILACION CONVENCIONAL  2.637.451  462.449.632  125.442.000  -
1248  AVA   3.687.658  PADILLA SANDOVAL MIGUEL             JUBILACION CONVENCIONAL    363.079   51.175.748   18.456.348  -
1249  AVA     553.346  PAJON LONDONO GUILLERMO DE JESUS    JUBILACION CONVENCIONAL    712.441   93.638.760   36.669.964  -
1250  AVA  14.934.310  PALACIO GONZALEZ GUSTAVO            JUBILACION CONVENCIONAL    750.077  134.638.560   35.115.156  -
1251  AVA  17.112.330  PALMA EFREN                         JUBILACION CONVENCIONAL    871.623  149.165.328   42.052.096  -
1252  AVA   6.184.610  PANESSO ESCOBAR OSCAR ENRIQUE       JUBILACION CONVENCIONAL    945.815  161.862.208   45.631.544  -
1253  AVA  19.079.961  PARRA LOPEZ LUIS CARLOS             JUBILACION CONVENCIONAL  1.371.177  268.213.120   59.345.896  -
1254  AVA  41.424.245  PENA DE RODRIGUEZ ROSA MARIA        JUBILACION CONVENCIONAL    714.924  142.260.032   14.580.654  -
1255  AVA  17.074.773  PEREZ ESPINOSA GERMAN BERNABE       JUBILACION CONVENCIONAL    788.823  131.652.136   38.539.992  -
1256  AVA   6.237.190  PEREZ OCAMPO BERNARDO               JUBILACION CONVENCIONAL  1.115.823  181.464.224   55.115.588  -
1257  AVA  17.099.254  PEREZ RODRIGUEZ CARLOS ANTONIO      JUBILACION CONVENCIONAL  1.127.900  193.023.344   54.416.368  -
1258  AVA  17.077.255  PEREZ TAUTIVA MIGUEL ANGEL          JUBILACION CONVENCIONAL  1.699.241  283.598.112   83.020.824  -
1259  AVA   9.059.214  PERINAN CORCHO GUILLERMO            JUBILACION CONVENCIONAL    607.420  109.031.688   28.436.612  -
1260  AVA  19.086.928  PINEDA TRIANA MANUEL JOSE           JUBILACION CONVENCIONAL  2.698.600  527.867.584  116.798.072  -
1261  AVA  17.167.866  PINEDO RODRIGUEZ LUIS MANUEL        JUBILACION CONVENCIONAL  1.213.491  222.815.024   55.827.636  -
1262  AVA   7.427.764  POLO GOMEZ HERNANDO JOSE            JUBILACION CONVENCIONAL    990.947  177.874.640   46.391.584  -
1263  AVA   6.038.225  PONTON DIAZ ASNORALDO               JUBILACION CONVENCIONAL    363.088   43.198.848   18.311.756  -
1264  AVA   3.695.090  POSADA NUNEZ ALVARO DAVID           JUBILACION CONVENCIONAL    798.519  122.979.744   40.109.012  -
1265  AVA  17.112.609  POVEDA SANTAMARIA JULIO ANGEL       JUBILACION CONVENCIONAL    708.042  124.147.808   33.675.772  -
1266  AVA  14.932.487  PRADA CAICEDO JORGE ENRIQUE         JUBILACION CONVENCIONAL    992.340  178.124.704   46.456.796  -
1267  AVA   7.402.250  PUELLO VISBAL ROBINSON              JUBILACION CONVENCIONAL    932.067  151.580.336   46.039.044  -
1268  AVA  14.933.791  QUINTERO ADOLFO                     JUBILACION CONVENCIONAL  1.225.296  219.940.224   57.362.728  -
1269  AVA  16.243.352  QUINTERO LOAIZA JORGE ARTURO        JUBILACION CONVENCIONAL  1.261.491  246.757.664   54.598.576  -
1270  AVA  41.434.927  QUINTERO DE CORTES GLORIA MARIA     JUBILACION CONVENCIONAL    572.806  113.980.504   11.682.202  -

1186  AVA  17.118.453  GUERRERO BAQUERO LEONEL             230.542.492  133.502.522   39.353.802  -    172.856.324   47.847.718
1187  AVA     883.023  GUERRERO ORTIZ CARLOS ARTURO         60.747.684   40.951.394   16.817.040  -     57.768.434    2.111.958
1188  AVA  17.188.750  GUTIERREZ CELY ENRIQUE              493.615.856  247.469.146   79.118.994  -    326.588.140  147.247.974
1189  AVA   3.692.994  GUTIERREZ PEREZ LUIS ALBERTO        371.396.336  220.246.689   76.870.386  -    297.117.075   55.061.663
1190  AVA     800.563  HENAO RONCALLO CARLOS ARTURO         61.510.604   39.500.114   16.743.883  -     56.243.997    3.698.734
1191  AVA  17.097.309  HERNANDEZ BUITRAGO ROBERTO          201.349.764  125.655.512   35.424.299  -    161.079.811   31.413.880
1192  AVA   7.413.551  HURTADO BUITRAGO ALFONSO EMILIO     177.070.764  108.655.118   33.001.496  -    141.656.614   27.163.778
1193  AVA   9.056.044  JARAMILLO HERRERA JULIO CESAR       139.882.914   81.003.383   23.878.132  -    104.881.515   29.031.865
1194  AVA   8.241.852  JARAMILLO MAZO RODRIGO ABELARDO     102.480.384   63.418.967   18.565.338  -     81.984.305   15.854.745
1195  AVA   3.686.544  JIMENEZ ESCORCIA FERNANDO ALBERTO    62.676.282   45.038.652   17.637.629  -     62.676.281            -
1196  AVA   3.786.784  JIMENEZ LOPEZ LUIS FRANCISCO        277.628.088  164.639.914   57.462.543  -    222.102.457   41.159.990
1197  AVA  17.098.292  JIMENEZ SANTOS CARLOS ENRIQUE       181.737.988  113.416.482   31.973.921  -    145.390.403   28.354.110
1198  AVA  41.465.485  JIMENEZ SARMIENTO CLARA MARIA       183.483.759  124.297.546   13.244.735  -    137.542.281   42.630.294
1199  AVA   9.051.051  JOLIANES PEREIRA CARLOS MANUEL      262.661.996  161.176.075   48.953.531  -    210.129.606   40.294.005
1200  AVA  17.105.450  LAGOS BELTRAN HECTOR JULIO          458.413.992  265.458.316   78.251.658  -    343.709.975   95.141.108
1201  AVA  14.206.436  LINARES MURCIA HUGO                 173.742.840   75.902.878   26.062.025  -    101.964.903   65.262.434
1202  AVA   8.244.095  LOAIZA RIOS JORGE ORLANDO           374.034.128  233.421.923   65.805.373  -    299.227.296   58.355.485
1203  AVA     829.593  LONDONO TORO LUIS CARLOS            132.973.568   72.596.006   33.782.849  -    106.378.855   18.149.002
1204  AVA  29.221.189  LOPEZ DIAZ BLANCA CECILIA           157.419.460  113.521.127   12.414.442  -    125.935.569   28.380.281
1205  AVA   5.587.946  LOPEZ MADARIAGA PABLO EMILIO        165.128.212  103.050.885   29.051.692  -    132.102.577   25.762.715
1206  AVA     824.603  LOZANO GARCIA HERIBERTO             111.468.114   64.974.656   24.199.837  -     89.174.492   16.243.664
1207  AVA   3.703.805  LOZANO RODRIGUEZ CAMPO ELIAS         71.175.884   48.244.921   16.838.418  -     65.083.339    4.516.275
1208  AVA   7.416.150  LLANOS DUBA ADOLFO DE JESUS         200.717.056  125.260.669   35.312.987  -    160.573.656   31.315.155
1209  AVA     892.386  MACHACON PERTUZ ALFREDO ENRIQUE      90.109.266   52.524.608   19.562.809  -     72.087.417   13.131.148
1210  AVA   3.693.990  MALDONADO ARAUJO EDUARDO ALFONSO    100.658.838   59.693.039   20.834.035  -     80.527.074   14.923.257
1211  AVA   3.042.732  MARIN ANTONIO MARIA                 166.522.368  103.050.713   30.167.179  -    133.217.892   25.762.679
1212  AVA     875.362  MARQUEZ RADA JAIME                   64.825.914   42.405.555   16.869.894  -     59.275.450    3.970.793
1213  AVA  17.110.471  MARTINEZ JOSE ALVARO                248.160.376  154.868.422   43.659.882  -    198.528.304   38.717.098
1214  AVA  17.186.282  MARTINEZ LUIS ALBERTO               478.445.624  223.739.114   74.219.901  -    297.959.015  161.931.638
1215  AVA   7.417.577  MARTINEZ NIEBLES CESAR AUGUSTO      476.626.504  297.446.309   83.854.876  -    381.301.185   74.361.595
1216  AVA   7.420.473  MEDINA DE MOYA EUCLIDES MANUEL      213.614.916  123.700.104   36.464.250  -    160.164.354   44.334.504
1217  AVA   5.387.607  MEDINA DUARTE MANUEL                118.107.834   70.040.701   24.445.571  -     94.486.272   17.510.171
1218  AVA  14.208.738  MEDINA RIVEROS JOSE REINEL          240.201.148   98.169.258   34.814.984  -    132.984.243   98.513.158
1219  AVA   7.421.951  MEEK PULIDO ALBERTO LEON            230.455.024  143.819.108   40.544.907  -    184.364.014   35.954.780
1220  AVA  17.132.480  MEJIA CAMACHO EFREN ARMANDO         273.239.264  158.227.358   46.642.178  -    204.869.536   56.709.186
1221  AVA  19.123.231  MENDEZ BAUTISTA MARIO EDUARDO       438.543.448  167.892.744   61.370.310  -    229.263.053  193.937.816
1222  AVA   2.852.316  MENDEZ JULIO CESAR                   68.058.008   45.342.847   16.887.960  -     62.230.806    4.245.837
1223  AVA  17.154.991  MOJICA SANABRIA ANDRES              238.815.408  119.727.609   38.278.420  -    158.006.029   71.239.783
1224  AVA   7.429.730  MOLINA MARTINEZ BENJAMIN            184.689.380   99.424.695   30.563.792  -    129.988.487   47.059.945
1225  AVA  17.121.038  MONICO MELO LUIS EDUARDO            218.222.740  126.368.400   37.250.806  -    163.619.206   45.290.832
1226  AVA  17.086.469  MONTOYA MIRANDA ELADIO              369.453.896  230.563.558   64.999.553  -    295.563.111   57.640.890
1227  AVA   8.243.954  MONTOYA MONTOYA GUSTAVO ALONSO      139.287.558   86.924.612   24.505.438  -    111.430.050   21.731.148
1228  AVA   3.384.167  MORA ZEA JAVIER DE JESUS            358.813.704  223.923.378   63.127.582  -    287.050.960   55.980.846
1229  AVA  17.105.598  MORALES LUIS ALBERTO                151.989.938   94.851.739   26.740.221  -    121.591.960   23.712.925
1230  AVA  17.101.463  MORENO CUERVO LUIS ALBERTO          343.848.000  199.115.457   58.695.146  -    257.810.603   71.363.615
1231  AVA  17.112.142  MORENO ROJAS SALVADOR               155.552.024   97.074.710   27.366.911  -    124.441.622   24.268.674
1232  AVA   4.091.964  MURCIA FLORIAN JESUS MARIA          493.337.840  307.875.288   86.794.976  -    394.670.264   76.968.840
1233  AVA   9.052.567  NAVARRO MENDOZA LUIS FELIPE         212.317.996  131.390.886   38.463.513  -    169.854.399   32.847.722
1234  AVA  17.148.934  NINO ROJAS JORGE HUMBERTO           302.055.976  174.914.540   51.561.214  -    226.475.755   62.689.924
1235  AVA  14.436.024  NUNEZ PENARANDA SILVIO HUMBERTO     194.693.492  112.743.085   33.234.343  -    145.977.428   40.407.475
1236  AVA   5.810.462  OBREGON MINA HERNANDO               127.288.310   76.787.061   25.043.581  -    101.830.642   19.196.771
1237  AVA  17.128.058  ORJUELA REDONDO LUIS ANTONIO        290.499.600  156.385.995   48.074.065  -    204.460.060   74.021.029
1238  AVA   3.709.122  OROZCO SARMIENTO CARLOS ARAMIS      205.583.560  121.915.854   42.551.011  -    164.466.865   30.478.946
1239  AVA     831.618  ORTEGA RODRIGUEZ GUSTAVO             78.251.520   44.984.712   17.616.506  -     62.601.218   11.246.176
1240  AVA   8.268.911  ORTIZ ALVAREZ JOSE JESUS            190.384.832  102.490.750   31.506.317  -    133.997.067   48.511.186
1241  AVA  17.061.765  ORTIZ ALCALA VICTOR MANUEL          141.303.388   86.707.342   26.335.363  -    113.042.705   21.676.842
1242  AVA  17.131.678  ORTIZ HERNANDEZ JOSE JOAQUIN        166.680.120  104.019.374   29.324.725  -    133.344.099   26.004.842
1243  AVA   5.357.827  ORTIZ HUERTAS ENRIQUE ALIRIO         76.980.994   53.992.546   16.398.996  -     70.391.542    5.054.318
1244  AVA  17.186.106  ORTIZ MORALES ALVARO                134.881.036   67.621.198   21.619.347  -     89.240.545   40.235.658
1245  AVA  19.053.032  ORTIZ PINEDA LUIS CARLOS            299.032.332  130.637.974   44.855.880  -    175.493.854  112.324.506
1246  AVA     802.656  ORTIZ RODRIGUEZ OCTAVIO              61.510.604   39.500.114   16.743.883  -     56.243.997    3.698.734
1247  AVA  17.134.064  OTALORA GONZALEZ EDGAR BENJAMIN     587.891.632  340.436.195  100.353.598  -    440.789.793  122.013.437
1248  AVA   3.687.658  PADILLA SANDOVAL MIGUEL              69.632.096   46.795.184   16.876.513  -     63.671.698    4.380.564
1249  AVA     553.346  PAJON LONDONO GUILLERMO DE JESUS    130.308.724   74.911.014   29.335.972  -    104.246.986   18.727.746
1250  AVA  14.934.310  PALACIO GONZALEZ GUSTAVO            169.753.716   91.384.314   28.092.126  -    119.476.440   43.254.246
1251  AVA  17.112.330  PALMA EFREN                         191.217.424  119.332.276   33.641.678  -    152.973.954   29.833.052
1252  AVA   6.184.610  PANESSO ESCOBAR OSCAR ENRIQUE       207.493.752  129.489.762   36.505.233  -    165.994.995   32.372.446
1253  AVA  19.079.961  PARRA LOPEZ LUIS CARLOS             327.559.016  133.872.072   47.476.717  -    181.348.790  134.341.048
1254  AVA  41.424.245  PENA DE RODRIGUEZ ROSA MARIA        156.840.686  113.808.023   11.664.523  -    125.472.546   28.452.009
1255  AVA  17.074.773  PEREZ ESPINOSA GERMAN BERNABE       170.192.128  105.321.715   30.831.998  -    136.153.713   26.330.421
1256  AVA   6.237.190  PEREZ OCAMPO BERNARDO               236.579.812  145.171.389   44.092.471  -    189.263.860   36.292.835
1257  AVA  17.099.254  PEREZ RODRIGUEZ CARLOS ANTONIO      247.439.712  154.418.676   43.533.097  -    197.951.773   38.604.668
1258  AVA  17.077.255  PEREZ TAUTIVA MIGUEL ANGEL          366.618.936  226.878.493   66.416.665  -    293.295.158   56.719.619
1259  AVA   9.059.214  PERINAN CORCHO GUILLERMO            137.468.300   74.003.946   22.749.290  -     96.753.236   35.027.742
1260  AVA  19.086.928  PINEDA TRIANA MANUEL JOSE           644.665.656  263.472.301   93.438.458  -    356.910.760  264.395.283
1261  AVA  17.167.866  PINEDO RODRIGUEZ LUIS MANUEL        278.642.660  139.694.582   44.662.109  -    184.356.691   83.120.442
1262  AVA   7.427.764  POLO GOMEZ HERNANDO JOSE            224.266.224  120.730.283   37.113.266  -    157.843.549   57.144.357
1263  AVA   6.038.225  PONTON DIAZ ASNORALDO                61.510.604   39.500.114   16.743.883  -     56.243.997    3.698.734
1264  AVA   3.695.090  POSADA NUNEZ ALVARO DAVID           163.088.756   98.383.794   32.087.211  -    130.471.005   24.595.950
1265  AVA  17.112.609  POVEDA SANTAMARIA JULIO ANGEL       157.823.580   91.392.467   26.940.620  -    118.333.087   32.755.341
1266  AVA  14.932.487  PRADA CAICEDO JORGE ENRIQUE         224.581.500  120.899.987   37.165.438  -    158.065.425   57.224.717
1267  AVA   7.402.250  PUELLO VISBAL ROBINSON              197.619.380  121.264.266   36.831.237  -    158.095.503   30.316.070
1268  AVA  14.933.791  QUINTERO ADOLFO                     277.302.952  149.281.776   45.890.181  -    195.171.957   70.658.448
1269  AVA  16.243.352  QUINTERO LOAIZA JORGE ARTURO        301.356.240  123.163.103   43.678.858  -    166.841.961  123.594.561
1270  AVA  41.434.927  QUINTERO DE CORTES GLORIA MARIA     125.662.706   91.184.407    9.345.762  -    100.530.169   22.796.097

1186  AVA  17.118.453  GUERRERO BAQUERO LEONEL               9.838.450  -     57.686.168  1.101.405   50.664.985
1187  AVA     883.023  GUERRERO ORTIZ CARLOS ARTURO            867.292  -      2.979.250    371.780    2.494.271
1188  AVA  17.188.750  GUTIERREZ CELY ENRIQUE               19.779.742  -    167.027.716  2.289.217  156.839.073
1189  AVA   3.692.994  GUTIERREZ PEREZ LUIS ALBERTO         19.217.598  -     74.279.261  2.017.505   76.607.396
1190  AVA     800.563  HENAO RONCALLO CARLOS ARTURO          1.567.873  -      5.266.607    386.652    4.855.992
1191  AVA  17.097.309  HERNANDEZ BUITRAGO ROBERTO            8.856.073  -     40.269.953    977.375   41.698.087
1192  AVA   7.413.551  HURTADO BUITRAGO ALFONSO EMILIO       8.250.372  -     35.414.150    889.351   36.625.549
1193  AVA   9.056.044  JARAMILLO HERRERA JULIO CESAR         5.969.534  -     35.001.399    668.283   30.741.233
1194  AVA   8.241.852  JARAMILLO MAZO RODRIGO ABELARDO       4.641.334  -     20.496.079    505.813   21.210.423
1195  AVA   3.686.544  JIMENEZ ESCORCIA FERNANDO ALBERTO             1  -              1    364.911    1.411.941
1196  AVA   3.786.784  JIMENEZ LOPEZ LUIS FRANCISCO         14.365.641  -     55.525.631  1.508.136   57.265.958
1197  AVA  17.098.292  JIMENEZ SANTOS CARLOS ENRIQUE         7.993.475  -     36.347.585    882.177   37.636.626
1198  AVA  41.465.485  JIMENEZ SARMIENTO CLARA MARIA         3.311.184  -     45.941.478    876.584   40.330.736
1199  AVA   9.051.051  JOLIANES PEREIRA CARLOS MANUEL       12.238.385  -     52.532.390  1.319.240   54.329.381
1200  AVA  17.105.450  LAGOS BELTRAN HECTOR JULIO           19.562.910  -    114.704.017  2.190.049  100.742.965
1201  AVA  14.206.436  LINARES MURCIA HUGO                   6.515.503  -     71.777.937    784.284   69.605.020
1202  AVA   8.244.095  LOAIZA RIOS JORGE ORLANDO            16.451.347  -     74.806.832  1.815.605   77.459.793
1203  AVA     829.593  LONDONO TORO LUIS CARLOS              8.445.711  -     26.594.713    911.443   27.238.138
1204  AVA  29.221.189  LOPEZ DIAZ BLANCA CECILIA             3.103.610  -     31.483.891    790.651   32.560.858
1205  AVA   5.587.946  LOPEZ MADARIAGA PABLO EMILIO          7.262.920  -     33.025.635    801.551   34.196.857
1206  AVA     824.603  LOZANO GARCIA HERIBERTO               6.049.957  -     22.293.622    633.275   22.947.550
1207  AVA   3.703.805  LOZANO RODRIGUEZ CAMPO ELIAS          1.576.270  -      6.092.545    386.643    5.641.469
1208  AVA   7.416.150  LLANOS DUBA ADOLFO DE JESUS           8.828.245  -     40.143.400    974.304   41.567.083
1209  AVA     892.386  MACHACON PERTUZ ALFREDO ENRIQUE       4.890.701  -     18.021.849    511.930   18.550.455
1210  AVA   3.693.990  MALDONADO ARAUJO EDUARDO ALFONSO      5.208.507  -     20.131.764    546.801   20.762.776
1211  AVA   3.042.732  MARIN ANTONIO MARIA                   7.541.797  -     33.304.476    821.905   34.465.205
1212  AVA     875.362  MARQUEZ RADA JAIME                    1.579.672  -      5.550.464    386.652    5.125.268
1213  AVA  17.110.471  MARTINEZ JOSE ALVARO                 10.914.974  -     49.632.072  1.204.599   51.392.237
1214  AVA  17.186.282  MARTINEZ LUIS ALBERTO                18.554.971  -    180.486.609  2.188.384  172.644.864
1215  AVA   7.417.577  MARTINEZ NIEBLES CESAR AUGUSTO       20.963.724  -     95.325.319  2.313.600   98.705.930
1216  AVA   7.420.473  MEDINA DE MOYA EUCLIDES MANUEL        9.116.058  -     53.450.562  1.020.534   46.944.912
1217  AVA   5.387.607  MEDINA DUARTE MANUEL                  6.111.391  -     23.621.562    641.587   24.361.932
1218  AVA  14.208.738  MEDINA RIVEROS JOSE REINEL            8.703.748  -    107.216.905  1.070.750  105.069.722
1219  AVA   7.421.951  MEEK PULIDO ALBERTO LEON             10.136.229  -     46.091.010  1.118.655   47.725.572
1220  AVA  17.132.480  MEJIA CAMACHO EFREN ARMANDO          11.660.542  -     68.369.728  1.305.386   60.048.179
1221  AVA  19.123.231  MENDEZ BAUTISTA MARIO EDUARDO        15.342.578  -    209.280.395  1.931.662  206.799.649
1222  AVA   2.852.316  MENDEZ JULIO CESAR                    1.581.364  -      5.827.202    386.652    5.385.696
1223  AVA  17.154.991  MOJICA SANABRIA ANDRES                9.569.596  -     80.809.379  1.107.542   75.880.036
1224  AVA   7.429.730  MOLINA MARTINEZ BENJAMIN              7.640.948  -     54.700.893    869.035   50.026.984
1225  AVA  17.121.038  MONICO MELO LUIS EDUARDO              9.312.702  -     54.603.534  1.042.548   47.957.546
1226  AVA  17.086.469  MONTOYA MIRANDA ELADIO               16.249.895  -     73.890.785  1.793.372   76.511.253
1227  AVA   8.243.954  MONTOYA MONTOYA GUSTAVO ALONSO        6.126.360  -     27.857.508    676.118   28.845.453
1228  AVA   3.384.167  MORA ZEA JAVIER DE JESUS             15.781.898  -     71.762.744  1.741.723   74.307.747
1229  AVA  17.105.598  MORALES LUIS ALBERTO                  6.685.053  -     30.397.978    737.777   31.476.035
1230  AVA  17.101.463  MORENO CUERVO LUIS ALBERTO           14.673.782  -     86.037.397  1.642.716   75.565.469
1231  AVA  17.112.142  MORENO ROJAS SALVADOR                 6.841.729  -     31.110.402    755.067   32.213.690
1232  AVA   4.091.964  MURCIA FLORIAN JESUS MARIA           21.698.736  -     98.667.576  2.394.718  102.166.699
1233  AVA   9.052.567  NAVARRO MENDOZA LUIS FELIPE           9.615.875  -     42.463.597  1.047.938   43.943.529
1234  AVA  17.148.934  NINO ROJAS JORGE HUMBERTO            12.890.298  -     75.580.221  1.443.057   66.381.096
1235  AVA  14.436.024  NUNEZ PENARANDA SILVIO HUMBERTO       8.308.589  -     48.716.064    930.138   42.786.655
1236  AVA   5.810.462  OBREGON MINA HERNANDO                 6.260.897  -     25.457.668    663.680   26.293.407
1237  AVA  17.128.058  ORJUELA REDONDO LUIS ANTONIO         12.018.511  -     86.039.540  1.366.913   78.687.886
1238  AVA   3.709.122  OROZCO SARMIENTO CARLOS ARAMIS       10.637.749  -     41.116.695  1.116.775   42.405.458
1239  AVA     831.618  ORTEGA RODRIGUEZ GUSTAVO              4.404.126  -     15.650.302    455.593   16.113.707
1240  AVA   8.268.911  ORTIZ ALVAREZ JOSE JESUS              7.876.579  -     56.387.765    895.834   51.569.696
1241  AVA  17.061.765  ORTIZ ALCALA VICTOR MANUEL            6.583.841  -     28.260.683    709.707   29.227.394
1242  AVA  17.131.678  ORTIZ HERNANDEZ JOSE JOAQUIN          7.331.179  -     33.336.021    809.084   34.518.246
1243  AVA   5.357.827  ORTIZ HUERTAS ENRIQUE ALIRIO          1.535.134  -      6.589.452    386.643    6.117.917
1244  AVA  17.186.106  ORTIZ MORALES ALVARO                  5.404.833  -     45.640.491    625.531   42.856.447
1245  AVA  19.053.032  ORTIZ PINEDA LUIS CARLOS             11.213.972  -    123.538.478  1.349.847  119.798.599
1246  AVA     802.656  ORTIZ RODRIGUEZ OCTAVIO               1.567.873  -      5.266.607    386.652    4.855.992
1247  AVA  17.134.064  OTALORA GONZALEZ EDGAR BENJAMIN      25.088.402  -    147.101.839  2.808.622  129.197.506
1248  AVA   3.687.658  PADILLA SANDOVAL MIGUEL               1.579.835  -      5.960.398    386.643    5.515.229
1249  AVA     553.346  PAJON LONDONO GUILLERMO DE JESUS      7.333.992  -     26.061.738    758.678   26.833.415
1250  AVA  14.934.310  PALACIO GONZALEZ GUSTAVO              7.023.030  -     50.277.276    798.757   45.981.343
1251  AVA  17.112.330  PALMA EFREN                           8.410.418  -     38.243.470    928.191   39.599.748
1252  AVA   6.184.610  PANESSO ESCOBAR OSCAR ENRIQUE         9.126.311  -     41.498.757  1.007.198   42.970.434
1253  AVA  19.079.961  PARRA LOPEZ LUIS CARLOS              11.869.179  -    146.210.226  1.460.166  143.282.007
1254  AVA  41.424.245  PENA DE RODRIGUEZ ROSA MARIA          2.916.131  -     31.368.140    761.323   32.480.599
1255  AVA  17.074.773  PEREZ ESPINOSA GERMAN BERNABE         7.707.994  -     34.038.415    840.018   35.224.736
1256  AVA   6.237.190  PEREZ OCAMPO BERNARDO                11.023.117  -     47.315.952  1.188.240   48.934.493
1257  AVA  17.099.254  PEREZ RODRIGUEZ CARLOS ANTONIO       10.883.271  -     49.487.939  1.201.101   51.242.989
1258  AVA  17.077.255  PEREZ TAUTIVA MIGUEL ANGEL           16.604.159  -     73.323.778  1.809.522   75.879.261
1259  AVA   9.059.214  PERINAN CORCHO GUILLERMO              5.687.322  -     40.715.064    646.842   37.236.184
1260  AVA  19.086.928  PINEDA TRIANA MANUEL JOSE            23.359.614  -    287.754.896  2.873.739  281.991.972
1261  AVA  17.167.866  PINEDO RODRIGUEZ LUIS MANUEL         11.165.527  -     94.285.969  1.292.247   88.534.556
1262  AVA   7.427.764  POLO GOMEZ HERNANDO JOSE              9.278.318  -     66.422.675  1.055.260   60.747.230
1263  AVA   6.038.225  PONTON DIAZ ASNORALDO                 1.567.873  -      5.266.607    386.652    4.855.992
1264  AVA   3.695.090  POSADA NUNEZ ALVARO DAVID             8.021.801  -     32.617.751    850.343   33.688.549
1265  AVA  17.112.609  POVEDA SANTAMARIA JULIO ANGEL         6.735.152  -     39.490.493    753.994   34.683.973
1266  AVA  14.932.487  PRADA CAICEDO JORGE ENRIQUE           9.291.358  -     66.516.075  1.056.743   60.832.586
1267  AVA   7.402.250  PUELLO VISBAL ROBINSON                9.207.807  -     39.523.877    992.558   40.875.851
1268  AVA  14.933.791  QUINTERO ADOLFO                      11.472.547  -     82.130.995  1.304.818   75.113.308
1269  AVA  16.243.352  QUINTERO LOAIZA JORGE ARTURO         10.919.718  -    134.514.279  1.343.362  131.820.365
1270  AVA  41.434.927  QUINTERO DE CORTES GLORIA MARIA       2.336.440  -     25.132.537    609.981   26.023.836

1271  AVA  17.080.577  RAMIREZ LUGO MIGUEL ANGEL           765413 310  1    Casado(a)     63   0    27/05/1941  22/09/1964
1272  AVA   3.701.729  RAMIREZ SALCEDO ORLANDO             769716 310  1    Casado(a)     65   0    24/12/1938  18/10/1954
1273  AVA  17.108.285  RAMOS NARINO HECTOR GUILLERMO       772435 310  1    Casado(a)     60   0    01/08/1943  06/06/1960
1274  AVA   7.463.812  REBOLLEDO CUENTAS HUMBERTO EMILIO   775935 310  1    Casado(a)     55   0    09/09/1948  20/05/1968
1275  AVA   7.431.987  RECUERO CAMACHO DAGOBERTO ENRIQUE   776160 310  1    Casado(a)     57   0    22/10/1946  21/11/1970
1276  AVA  19.139.930  RINCON MALAGON GREGORIO             790344 310  1    Casado(a)     52   0    17/12/1951  11/03/1968
1277  AVA   2.918.916  RINCON ROJAS JOSE VICENTE           790624 310  1    Casado(a)     66   0    19/04/1938  21/02/1962
1278  AVA  17.145.936  RINCON SEQUERA BYRON JOSE           791066 310  1    Soltero(a)    59   0    19/11/1944  21/04/1969
1279  AVA  17.141.639  RIOS ESTEBAN                        791276 310  1    Union libre   59   0    23/12/1944  15/02/1965
1280  AVA   3.266.366  RIVERA NOCUA ESTEBAN                794006 310  1    Casado(a)     60   0    26/12/1943  16/02/1967
1281  AVA  19.076.719  RIVEROS RUIZ JAIME                  795185 310  1    Casado(a)     55   0    17/06/1949  15/06/1970
1282  AVA  19.075.527  RODRIGUEZ SANCHEZ JANUARIO          802723 310  1    Casado(a)     54   0    20/07/1949  22/05/1968
1283  AVA  17.161.228  RODRIGUEZ BELLO SAMUEL              802804 310  1    Casado(a)     57   0    04/02/1947  15/04/1968
1284  AVA   6.094.655  RODRIGUEZ HERRERA DONALDO           805416 310  1    Casado(a)     61   0    18/12/1942  28/03/1960
1285  AVA  17.157.664  RODRIGUEZ DIAZ SAMUEL               805534 310  1    Casado(a)     57   0    06/10/1946  28/01/1963
1286  AVA  17.087.895  RODRIGUEZ MUNEVAR HERNAN DAVID      811484 310  1    Casado(a)     60   0    05/10/1943  12/11/1964
1287  AVA  17.109.105  RODRIGUEZ RODRIGUEZ JOSE LEONEL     814984 310  1    Casado(a)     59   0    28/11/1944  04/01/1993
1288  AVA     862.545  RODRIGUEZ SALAS EDUARDO ANTONIO     815754 310  1    Casado(a)     64   0    22/09/1939  01/09/1964
1289  AVA  17.172.891  ROJAS BAEZ LUIS HUMBERTO            819291 310  1    Casado(a)     58   0    01/06/1946  01/12/1964
1290  AVA  17.172.063  ROMERO PEREZ JOSE VALENTIN          828214 310  1    Casado(a)     59   0    03/04/1945  02/08/1965
1291  AVA   2.932.685  RUBIO RUBIO ELADIO                  836183 310  1    Casado(a)     65   0    12/03/1939  30/05/1955
1292  AVA   2.906.558  RUGE COCA MARCO ISRAEL              838227 310  1    Casado(a)     64   0    27/05/1940  01/10/1956
1293  AVA  41.430.010  RUIZ DE PRIETO ANA CECILIA          844653 310  2    Casado(a)     55   0    17/12/1948  26/06/1967
1294  AVA  17.042.407  RUIZ TORRES MARCO ANTONIO           844830 310  1    Casado(a)     63   0    16/11/1940  01/12/1964
1295  AVA  41.476.433  SALAMANCA MOYANO CARMEN NYDIA       847840 310  2    Soltero(a)    53   0    16/07/1950  24/06/1968
1296  AVA  14.434.552  SALDANA LUIS DELIO                  853801 310  1    Casado(a)     60   0    10/08/1943  01/12/1966
1297  AVA   9.055.302  SALGADO HERRERA ENCARNACION         855153 310  1    Casado(a)     60   0    03/02/1944  04/08/1967
1298  AVA   3.695.793  SANDOVAL HERNANDEZ NICANOR GONZALO  869304 310  1    Casado(a)     70   0    10/01/1934  01/04/1959
1299  AVA  14.970.698  SANDOVAL MONTANA EDILBERTO          869422 310  1    Casado(a)     53   0    10/03/1951  07/10/1969
1300  AVA   4.976.227  SAN MARTIN MENDOZA LUIS SEGUNDO     871732 310  1    Casado(a)     62   0    01/01/1942  16/07/1963
1301  AVA  17.174.899  SEDANO BARBOSA MIGUEL ANSELMO       879841 310  1    Casado(a)     56   0    12/08/1947  12/06/1967
1302  AVA  14.936.927  SIERRA FLORES ROBERTO ANTONIO       885625 310  1    Casado(a)     57   0    07/10/1946  13/07/1967
1303  AVA  41.440.549  PACHECO DE SOLER WILDSA             894320 310  2    Casado(a)     54   0    02/07/1949  01/09/1966
1304  AVA  17.143.629  SUAREZ JOSE YESID                   900723 310  1    Soltero(a)    58   0    11/01/1946  25/05/1962
1305  AVA  17.104.865  SUAREZ SUAREZ PEDRO JULIO           902370 310  1    Casado(a)     60   0    30/04/1944  14/05/1968
1306  AVA  17.097.398  TAMI SANCHEZ GILBERTO ALFONSO       906964 310  1    Casado(a)     60   0    02/10/1943  08/06/1960
1307  AVA   5.562.341  TELLO HERMES                        910232 310  1    Casado(a)     58   0    29/12/1945  01/06/1966
1308  AVA   4.607.190  TORO ORDONEZ VICTOR MIGUEL          914900 310  1    Casado(a)     65   0    08/05/1939  19/12/1963
1309  AVA  22.780.924  TORRES BANQUEZ GLADYS               916274 310  2    Viudo(a)      63   0    03/05/1941  01/06/1996
1310  AVA  37.805.958  TORRES SANMIGUEL TULIA              924615 310  2    Casado(a)     53   0    28/11/1950  10/08/1972
1311  AVA   7.409.682  TRIANA NUNEZ ALFREDO ENRIQUE        928513 310  1    Casado(a)     62   0    29/04/1942  04/03/1963
1312  AVA   6.059.535  TRUJILLO JOSE EVARISTO              931103 310  1    Casado(a)     64   0    30/11/1939  16/02/1959
1313  AVA   1.429.241  VALENCIA VARONA AHARON              941986 310  1    Casado(a)     69   0    28/09/1934  16/12/1964
1314  AVA   7.454.712  VARGAS CASTRO LUIS ENRIQUE          951031 310  1    Casado(a)     56   0    20/01/1948  17/10/1966
1315  AVA  17.190.836  VARGAS SALGAR EFREN                 955194 310  1    Casado(a)     57   0    02/10/1946  24/04/1967
1316  AVA  17.113.921  VARGAS SANABRIA LUIS ALFONSO        955264 310  1    Casado(a)     59   0    09/04/1945  24/02/1966
1317  AVA   6.860.721  VARILLA JARABA TORIVIO JOSE         956012 310  1    Union libre   56   0    05/08/1947  09/11/1967
1318  AVA   8.244.142  VELASQUEZ PEREZ MAURO ALCIDES       963281 310  1    Casado(a)     60   0    21/07/1943  16/12/1970
1319  AVA   8.255.514  VELEZ MURILLO ROBERTO               964935 310  1    Casado(a)     61   0    06/06/1943  16/04/1959
1320  AVA   7.433.266  VELILLA GOMEZ FREDDY MANUEL         966361 310  1    Casado(a)     57   0    27/10/1946  04/07/1966
1321  AVA   9.057.047  VERGARA CUABAS NESTOR GABRIEL       969102 310  1    Casado(a)     59   0    14/04/1945  10/10/1966
1322  AVA   7.420.210  VILORIA CORRO ROBERTO               973685 310  1    Casado(a)     59   0    09/08/1944  27/06/1966
1323  AVA  32.451.128  VILLEGAS RESTREPO ROSA AMELIA       983651 310  2    Viudo(a)      49   0    28/02/1955  01/08/1996
1324  AVA  12.525.138  RODRIGUEZ BERMUDEZ JORGE ENRIQUE    802830 310  1    Casado(a)     61   0    24/02/1943  06/10/1967
1325  AVA   8.278.656  CALLE OCAMPO JOSE GABRIEL           156155 320  1    Casado(a)     56   0    01/10/1947  06/12/1966
1326  AVA   8.300.015  CORREA SOSSA LILEALDO ENRIQUE       234253 320  1    Casado(a)     55   0    10/12/1948  02/02/1971
1327  AVA   9.056.630  DIAZ CARDONA ANTONIO SEGUNDO        291933 320  1    Casado(a)     60   0    22/06/1944  22/06/1999
1328  AVA   8.274.961  ECHEVERRY MOSQUERA IVAN DE JESUS    314215 320  1    Casado(a)     57   0    17/02/1947  20/01/1969
1329  AVA  19.064.702  GALEANO BERRIO MARCO TULIO          360010 320  1    Casado(a)     55   0    02/01/1949  03/02/1975
1330  AVA   8.302.162  GARCIA CASTILLO LUIS ALBERTO        372175 320  1    Casado(a)     55   0    14/11/1948  20/01/1971
1331  AVA   8.281.735  GIL URIBE CARLOS ENRIQUE            390423 320  1    Casado(a)     56   0    08/01/1948  20/11/1967
1332  AVA   8.423.222  ISAZA HENAO ALBEIRO DE JESUS        469416 320  1    Casado(a)     54   0    18/07/1949  16/04/1971
1333  AVA  41.425.186  MONTALVO LINARES CLARA MYRIAM       599815 320  2    Casado(a)     55   0    06/11/1948  12/05/1966
1334  AVA  20.489.702  NAVARRETE QUIROZ ROSA ESPERANZA     635062 320  2    Soltero(a)    53   0    04/09/1950  02/10/1972
1335  AVA  17.197.816  PAEZ PEREZ CARLOS JULIO             689301 320  1    Casado(a)     56   0    11/05/1948  26/05/1980
1336  AVA   3.825.997  PEREZ VIZCAINO ORLANDO              723965 320  1    Casado(a)     57   0    24/09/1946  17/06/1968
1337  AVA  41.582.380  SANABRIA CAMELO ELDA                858185 320  2    Union libre   51   0    28/12/1952  03/11/1980
1338  AVA      11.530  ABELA AROSTEGUI ANDREW WILLIAM         593 400  1    Casado(a)     81   0    17/01/1923  20/08/1965
1339  AVA   6.054.824  ACERO QUINTERO JOSE AGUSTIN           2030 400  1    Casado(a)     67   0    17/05/1937  19/12/1955
1340  AVA   1.923.367  ACEVEDO CASTRO MANUEL                 2575 400  1    Union libre   81   0    07/03/1923  01/09/1956
1341  AVA      77.941  ACOSTA CELIS CARLOS ALBERTO           4196 400  1    Casado(a)     73   0    15/12/1930  09/04/1948
1342  AVA     121.628  ACOSTA PENA GUILLERMO                 7431 400  1    Casado(a)     71   0    25/06/1933  03/12/1959
1343  AVA   5.264.900  ACOSTA RODRIGUEZ ANGEL MARIA          7615 400  1    Casado(a)     75   0    01/12/1928  01/11/1956
1344  AVA   2.897.933  ACOSTA ROZO NEFTALI                   8046 400  1    Casado(a)     67   0    09/04/1937  12/11/1962
1345  AVA     152.192  ACOSTA VERGARA LUIS CARLOS            8514 400  1    Casado(a)     71   0    11/02/1933  01/04/1954
1346  AVA   3.712.631  ACUNA RICO EUCLIDES ALFONSO           8875 400  1    Union libre   74   0    09/05/1930  01/10/1952
1347  AVA     867.212  ADARRAGA MUNOZ CARLOS                 9026 400  1    Casado(a)     67   0    23/09/1936  12/04/1965
1348  AVA     868.196  AFRICANO RODRIGUEZ MARCO FIDEL        9590 400  1    Soltero(a)    76   0    07/10/1927  01/03/1951
1349  AVA     810.995  AFRICANO DOMINGUEZ OLINTO             9774 400  1    Union libre   80   0    17/01/1924  02/06/1952
1350  AVA     868.240  AFRICANO POSSO LUIS GONZAGA           9951 400  1    Casado(a)     70   0    20/06/1934  01/09/1952
1351  AVA   3.337.842  AGUDELO VELASQUEZ LUIS ALFONSO       12655 400  1    Casado(a)     76   0    27/12/1927  16/05/1952
1352  AVA     166.727  AGUDELO VICTOR JULIO                 12832 400  1    Casado(a)     80   0    22/08/1923  18/12/1950
1353  AVA     508.732  AGUIRRE PATINO LUIS EDUARDO          14453 400  1    Casado(a)     73   0    10/09/1930  22/05/1953
1354  AVA     160.085  AHUMADA CARLOS ARTURO                14814 400  1    Casado(a)     69   0    23/02/1935  25/07/1957
1355  AVA     859.025  AHUMADA MU|OZ ARMANDO RAFAEL         15713 400  1    Casado(a)     73   0    28/09/1930  02/11/1954

1271  AVA  17.080.577  RAMIREZ LUGO MIGUEL ANGEL           JUBILACION CONVENCIONAL    985.711  156.068.048   49.141.412  -
1272  AVA   3.701.729  RAMIREZ SALCEDO ORLANDO             JUBILACION CONVENCIONAL    580.010   86.810.704   29.300.932  -
1273  AVA  17.108.285  RAMOS NARINO HECTOR GUILLERMO       JUBILACION CONVENCIONAL    853.854  146.124.448   41.194.816  -
1274  AVA   7.463.812  REBOLLEDO CUENTAS HUMBERTO EMILIO   JUBILACION CONVENCIONAL    529.221  101.437.976   23.409.424  -
1275  AVA   7.431.987  RECUERO CAMACHO DAGOBERTO ENRIQUE   JUBILACION CONVENCIONAL  1.036.929  190.395.600   47.704.760  -
1276  AVA  19.139.930  RINCON MALAGON GREGORIO             JUBILACION CONVENCIONAL  2.007.991  408.143.264   82.878.656  -
1277  AVA   2.918.916  RINCON ROJAS JOSE VICENTE           JUBILACION CONVENCIONAL    844.829  122.767.200   42.848.144  -
1278  AVA  17.145.936  RINCON SEQUERA BYRON JOSE           JUBILACION CONVENCIONAL  2.611.244  457.854.496  124.195.544  -
1279  AVA  17.141.639  RIOS ESTEBAN                        JUBILACION CONVENCIONAL  1.101.983  193.221.280   52.412.332  -
1280  AVA   3.266.366  RIVERA NOCUA ESTEBAN                JUBILACION CONVENCIONAL    771.432  132.019.136   37.218.308  -
1281  AVA  19.076.719  RIVEROS RUIZ JAIME                  JUBILACION CONVENCIONAL  2.326.241  445.880.224  102.898.336  -
1282  AVA  19.075.527  RODRIGUEZ SANCHEZ JANUARIO          JUBILACION CONVENCIONAL    832.535  162.850.464   36.032.936  -
1283  AVA  17.161.228  RODRIGUEZ BELLO SAMUEL              JUBILACION CONVENCIONAL    713.027  130.922.376   32.803.386  -
1284  AVA   6.094.655  RODRIGUEZ HERRERA DONALDO           JUBILACION CONVENCIONAL    836.784  139.656.688   40.883.252  -
1285  AVA  17.157.664  RODRIGUEZ DIAZ SAMUEL               JUBILACION CONVENCIONAL  2.974.232  546.113.280  136.831.952  -
1286  AVA  17.087.895  RODRIGUEZ MUNEVAR HERNAN DAVID      JUBILACION CONVENCIONAL  1.397.502  239.161.712   67.423.512  -
1287  AVA  17.109.105  RODRIGUEZ RODRIGUEZ JOSE LEONEL     JUBILACION CONVENCIONAL  1.642.125  287.929.536   78.102.472  -
1288  AVA     862.545  RODRIGUEZ SALAS EDUARDO ANTONIO     JUBILACION CONVENCIONAL  1.832.835  282.274.528   92.061.936  -
1289  AVA  17.172.891  ROJAS BAEZ LUIS HUMBERTO            JUBILACION CONVENCIONAL    719.588  129.165.800   33.687.800  -
1290  AVA  17.172.063  ROMERO PEREZ JOSE VALENTIN          JUBILACION CONVENCIONAL    768.315  134.716.048   36.542.468  -
1291  AVA   2.932.685  RUBIO RUBIO ELADIO                  JUBILACION CONVENCIONAL    627.003   93.844.200   31.674.922  -
1292  AVA   2.906.558  RUGE COCA MARCO ISRAEL              JUBILACION CONVENCIONAL    406.267   62.569.100   20.406.486  -
1293  AVA  41.430.010  RUIZ DE PRIETO ANA CECILIA          JUBILACION CONVENCIONAL    798.593  158.909.008   16.287.057  -
1294  AVA  17.042.407  RUIZ TORRES MARCO ANTONIO           JUBILACION CONVENCIONAL  1.985.511  314.366.848   98.985.216  -
1295  AVA  41.476.433  SALAMANCA MOYANO CARMEN NYDIA       JUBILACION CONVENCIONAL    854.046  176.362.976   16.920.534  -
1296  AVA  14.434.552  SALDANA LUIS DELIO                  JUBILACION CONVENCIONAL    742.948  127.144.528   35.844.076  -
1297  AVA   9.055.302  SALGADO HERRERA ENCARNACION         JUBILACION CONVENCIONAL    537.683   92.016.464   25.940.914  -
1298  AVA   3.695.793  SANDOVAL HERNANDEZ NICANOR GONZALO  JUBILACION CONVENCIONAL    782.010   99.884.232   39.736.224  -
1299  AVA  14.970.698  SANDOVAL MONTANA EDILBERTO          JUBILACION CONVENCIONAL  2.002.840  399.511.520   84.701.744  -
1300  AVA   4.976.227  SAN MARTIN MENDOZA LUIS SEGUNDO     JUBILACION CONVENCIONAL    895.781  145.679.200   44.246.712  -
1301  AVA  17.174.899  SEDANO BARBOSA MIGUEL ANSELMO       JUBILACION CONVENCIONAL    627.063  117.682.832   28.309.144  -
1302  AVA  14.936.927  SIERRA FLORES ROBERTO ANTONIO       JUBILACION CONVENCIONAL    575.706  105.708.200   26.485.822  -
1303  AVA  41.440.549  PACHECO DE SOLER WILDSA             JUBILACION CONVENCIONAL    858.242  174.041.888   17.261.490  -
1304  AVA  17.143.629  SUAREZ JOSE YESID                   JUBILACION CONVENCIONAL  1.449.553  260.194.272   67.861.408  -
1305  AVA  17.104.865  SUAREZ SUAREZ PEDRO JULIO           JUBILACION CONVENCIONAL    497.835   85.197.072   24.018.418  -
1306  AVA  17.097.398  TAMI SANCHEZ GILBERTO ALFONSO       JUBILACION CONVENCIONAL    814.653  139.415.776   39.303.536  -
1307  AVA   5.562.341  TELLO HERMES                        JUBILACION CONVENCIONAL  1.597.836  286.811.008   74.803.336  -
1308  AVA   4.607.190  TORO ORDONEZ VICTOR MIGUEL          JUBILACION CONVENCIONAL    886.679  132.710.176   44.793.228  -
1309  AVA  22.780.924  TORRES BANQUEZ GLADYS               JUBILACION CONVENCIONAL    409.810   67.782.512    9.033.172  -
1310  AVA  37.805.958  TORRES SANMIGUEL TULIA              JUBILACION CONVENCIONAL  2.405.427  496.727.648   47.656.808  -
1311  AVA   7.409.682  TRIANA NUNEZ ALFREDO ENRIQUE        JUBILACION CONVENCIONAL  1.206.865  196.270.208   59.612.572  -
1312  AVA   6.059.535  TRUJILLO JOSE EVARISTO              JUBILACION CONVENCIONAL    727.382  112.023.952   36.535.852  -
1313  AVA   1.429.241  VALENCIA VARONA AHARON              JUBILACION CONVENCIONAL    349.122   45.886.400   17.969.616  -
1314  AVA   7.454.712  VARGAS CASTRO LUIS ENRIQUE          JUBILACION CONVENCIONAL  2.210.272  414.808.512   99.784.088  -
1315  AVA  17.190.836  VARGAS SALGAR EFREN                 JUBILACION CONVENCIONAL    793.372  145.674.912   36.499.720  -
1316  AVA  17.113.921  VARGAS SANABRIA LUIS ALFONSO        JUBILACION CONVENCIONAL    586.917  102.909.800   27.914.848  -
1317  AVA   6.860.721  VARILLA JARABA TORIVIO JOSE         JUBILACION CONVENCIONAL    704.159  132.151.680   31.789.690  -
1318  AVA   8.244.142  VELASQUEZ PEREZ MAURO ALCIDES       JUBILACION CONVENCIONAL    688.783  117.874.992   33.230.846  -
1319  AVA   8.255.514  VELEZ MURILLO ROBERTO               JUBILACION CONVENCIONAL  1.007.172  168.093.920   49.208.000  -
1320  AVA   7.433.266  VELILLA GOMEZ FREDDY MANUEL         JUBILACION CONVENCIONAL    621.217  114.064.688   28.579.592  -
1321  AVA   9.057.047  VERGARA CUABAS NESTOR GABRIEL       JUBILACION CONVENCIONAL    808.963  141.843.264   38.475.764  -
1322  AVA   7.420.210  VILORIA CORRO ROBERTO               JUBILACION CONVENCIONAL    600.851  105.352.976   28.577.574  -
1323  AVA  32.451.128  VILLEGAS RESTREPO ROSA AMELIA       JUBILACION CONVENCIONAL  1.825.038  402.182.656   33.798.624  -
1324  AVA  12.525.138  RODRIGUEZ BERMUDEZ JORGE ENRIQUE    JUBILACION CONVENCIONAL    642.822  107.285.016   31.406.736  -
1325  AVA   8.278.656  CALLE OCAMPO JOSE GABRIEL           PENSION TEMPORAL         1.838.498  345.036.544   83.000.120  -
1326  AVA   8.300.015  CORREA SOSSA LILEALDO ENRIQUE       PENSION TEMPORAL           946.648  181.447.920   41.873.784  -
1327  AVA   9.056.630  DIAZ CARDONA ANTONIO SEGUNDO        PENSION TEMPORAL           332.000   56.816.872   16.017.586  -
1328  AVA   8.274.961  ECHEVERRY MOSQUERA IVAN DE JESUS    PENSION TEMPORAL         1.834.504  336.842.240   84.397.848  -
1329  AVA  19.064.702  GALEANO BERRIO MARCO TULIO          PENSION TEMPORAL           562.393  107.796.184   24.876.744  -
1330  AVA   8.302.162  GARCIA CASTILLO LUIS ALBERTO        PENSION TEMPORAL         1.221.920  234.210.464   54.050.092  -
1331  AVA   8.281.735  GIL URIBE CARLOS ENRIQUE            PENSION TEMPORAL         1.753.574  329.098.624   79.166.176  -
1332  AVA   8.423.222  ISAZA HENAO ALBEIRO DE JESUS        PENSION TEMPORAL         1.296.757  253.655.968   56.124.924  -
1333  AVA  41.425.186  MONTALVO LINARES CLARA MYRIAM       PENSION TEMPORAL           671.430  133.605.328   13.693.608  -
1334  AVA  20.489.702  NAVARRETE QUIROZ ROSA ESPERANZA     PENSION TEMPORAL         1.100.927  227.344.608   21.811.790  -
1335  AVA  17.197.816  PAEZ PEREZ CARLOS JULIO             PENSION TEMPORAL         1.682.944  315.843.264   75.977.544  -
1336  AVA   3.825.997  PEREZ VIZCAINO ORLANDO              PENSION TEMPORAL           332.000   60.960.144   15.273.929  -
1337  AVA  41.582.380  SANABRIA CAMELO ELDA                PENSION TEMPORAL           332.000   70.929.256    6.366.543  -
1338  AVA      11.530  ABELA AROSTEGUI ANDREW WILLIAM      JUBILACION COMPARTIDA      782.360   63.723.908   35.128.696  -
1339  AVA   6.054.824  ACERO QUINTERO JOSE AGUSTIN         JUBILACION COMPARTIDA      231.623   32.647.112   11.774.062  -
1340  AVA   1.923.367  ACEVEDO CASTRO MANUEL               JUBILACION COMPARTIDA      159.907   13.024.566    7.179.974  -
1341  AVA      77.941  ACOSTA CELIS CARLOS ALBERTO         JUBILACION COMPARTIDA      588.305   67.435.232   29.499.430  -
1342  AVA     121.628  ACOSTA PENA GUILLERMO               JUBILACION COMPARTIDA      526.503   64.942.864   26.669.344  -
1343  AVA   5.264.900  ACOSTA RODRIGUEZ ANGEL MARIA        JUBILACION COMPARTIDA      185.390   19.655.702    9.146.861  -
1344  AVA   2.897.933  ACOSTA ROZO NEFTALI                 JUBILACION COMPARTIDA       93.183   13.134.083    4.736.759  -
1345  AVA     152.192  ACOSTA VERGARA LUIS CARLOS          JUBILACION COMPARTIDA      212.158   26.169.174   10.746.596  -
1346  AVA   3.712.631  ACUNA RICO EUCLIDES ALFONSO         JUBILACION COMPARTIDA      334.530   36.899.576   16.653.615  -
1347  AVA     867.212  ADARRAGA MUNOZ CARLOS               JUBILACION COMPARTIDA      410.191   57.816.156   20.851.186  -
1348  AVA     868.196  AFRICANO RODRIGUEZ MARCO FIDEL      JUBILACION COMPARTIDA      307.880   31.336.942   15.030.220  -
1349  AVA     810.995  AFRICANO DOMINGUEZ OLINTO           JUBILACION COMPARTIDA      109.840    9.377.993    5.033.749  -
1350  AVA     868.240  AFRICANO POSSO LUIS GONZAGA         JUBILACION COMPARTIDA      285.004   36.402.868   14.481.889  -
1351  AVA   3.337.842  AGUDELO VELASQUEZ LUIS ALFONSO      JUBILACION COMPARTIDA       67.733    6.894.067    3.306.619  -
1352  AVA     166.727  AGUDELO VICTOR JULIO                JUBILACION COMPARTIDA       25.848    2.206.868    1.184.563  -
1353  AVA     508.732  AGUIRRE PATINO LUIS EDUARDO         JUBILACION COMPARTIDA      172.993   19.829.548    8.674.403  -
1354  AVA     160.085  AHUMADA CARLOS ARTURO               JUBILACION COMPARTIDA      266.975   35.089.512   13.741.439  -
1355  AVA     859.025  AHUMADA MU|OZ ARMANDO RAFAEL        JUBILACION COMPARTIDA      296.197   33.951.972   14.852.232  -

1271  AVA  17.080.577  RAMIREZ LUGO MIGUEL ANGEL           205.209.460  124.854.448   39.313.129  -    164.167.576   31.213.600
1272  AVA   3.701.729  RAMIREZ SALCEDO ORLANDO             116.111.636   69.448.565   23.440.745  -     92.889.310   17.362.139
1273  AVA  17.108.285  RAMOS NARINO HECTOR GUILLERMO       187.319.264  116.899.551   32.955.854  -    149.855.405   29.224.897
1274  AVA   7.463.812  REBOLLEDO CUENTAS HUMBERTO EMILIO   124.847.400   54.541.966   18.727.539  -     73.269.504   46.896.010
1275  AVA   7.431.987  RECUERO CAMACHO DAGOBERTO ENRIQUE   238.100.360  119.369.127   38.163.807  -    157.532.934   71.026.473
1276  AVA  19.139.930  RINCON MALAGON GREGORIO             491.021.920  176.301.910   66.302.934  -    242.604.844  231.841.354
1277  AVA   2.918.916  RINCON ROJAS JOSE VICENTE           165.615.344   98.213.755   34.278.516  -    132.492.271   24.553.445
1278  AVA  17.145.936  RINCON SEQUERA BYRON JOSE           582.050.040  337.053.471   99.356.437  -    436.409.908  120.801.025
1279  AVA  17.141.639  RIOS ESTEBAN                        245.633.612  142.241.481   41.929.868  -    184.171.348   50.979.799
1280  AVA   3.266.366  RIVERA NOCUA ESTEBAN                169.237.444  105.615.310   29.774.647  -    135.389.957   26.403.826
1281  AVA  19.076.719  RIVEROS RUIZ JAIME                  548.778.560  239.744.385   82.318.676  -    322.063.061  206.135.839
1282  AVA  19.075.527  RODRIGUEZ SANCHEZ JANUARIO          198.883.400   81.282.857   28.826.351  -    110.109.208   81.567.607
1283  AVA  17.161.228  RODRIGUEZ BELLO SAMUEL              163.725.762   82.082.201   26.242.709  -    108.324.910   48.840.175
1284  AVA   6.094.655  RODRIGUEZ HERRERA DONALDO           180.539.940  111.725.344   32.706.602  -    144.431.946   27.931.344
1285  AVA  17.157.664  RODRIGUEZ DIAZ SAMUEL               682.945.232  342.387.467  109.465.565  -    451.853.031  203.725.813
1286  AVA  17.087.895  RODRIGUEZ MUNEVAR HERNAN DAVID      306.585.224  191.329.378   53.938.813  -    245.268.191   47.832.334
1287  AVA  17.109.105  RODRIGUEZ RODRIGUEZ JOSE LEONEL     366.032.008  211.961.775   62.481.980  -    274.443.755   75.967.761
1288  AVA     862.545  RODRIGUEZ SALAS EDUARDO ANTONIO     374.336.464  225.819.626   73.649.549  -    299.469.175   56.454.902
1289  AVA  17.172.891  ROJAS BAEZ LUIS HUMBERTO            162.853.600   87.669.742   26.950.244  -    114.619.985   41.496.058
1290  AVA  17.172.063  ROMERO PEREZ JOSE VALENTIN          171.258.516   99.172.362   29.233.976  -    128.406.338   35.543.686
1291  AVA   2.932.685  RUBIO RUBIO ELADIO                  125.519.122   75.075.360   25.339.937  -    100.415.297   18.768.840
1292  AVA   2.906.558  RUGE COCA MARCO ISRAEL               82.975.586   51.131.253   16.676.112  -     67.807.365   11.437.847
1293  AVA  41.430.010  RUIZ DE PRIETO ANA CECILIA          175.196.065  127.127.213   13.029.647  -    140.156.860   31.781.795
1294  AVA  17.042.407  RUIZ TORRES MARCO ANTONIO           413.352.064  251.493.481   79.188.172  -    330.681.654   62.873.367
1295  AVA  41.476.433  SALAMANCA MOYANO CARMEN NYDIA       193.283.510  122.392.913   13.536.428  -    135.929.341   53.970.063
1296  AVA  14.434.552  SALDANA LUIS DELIO                  162.988.604  101.715.623   28.675.262  -    130.390.885   25.428.905
1297  AVA   9.055.302  SALGADO HERRERA ENCARNACION         117.957.378   73.613.171   20.752.731  -     94.365.902   18.403.293
1298  AVA   3.695.793  SANDOVAL HERNANDEZ NICANOR GONZALO  139.620.456   79.907.390   31.788.978  -    111.696.368   19.976.842
1299  AVA  14.970.698  SANDOVAL MONTANA EDILBERTO          484.213.264  185.377.043   67.761.395  -    253.138.438  214.134.477
1300  AVA   4.976.227  SAN MARTIN MENDOZA LUIS SEGUNDO     189.925.912  116.543.365   35.397.370  -    151.940.735   29.135.835
1301  AVA  17.174.899  SEDANO BARBOSA MIGUEL ANSELMO       145.991.976   68.271.319   22.647.315  -     90.918.635   49.411.513
1302  AVA  14.936.927  SIERRA FLORES ROBERTO ANTONIO       132.194.022   66.274.086   21.188.659  -     87.462.744   39.434.114
1303  AVA  41.440.549  PACHECO DE SOLER WILDSA             191.303.378  129.594.794   13.809.192  -    143.403.986   44.447.094
1304  AVA  17.143.629  SUAREZ JOSE YESID                   328.055.680  176.603.718   54.289.126  -    230.892.844   83.590.554
1305  AVA  17.104.865  SUAREZ SUAREZ PEDRO JULIO           109.215.490   68.157.658   19.214.733  -     87.372.390   17.039.414
1306  AVA  17.097.398  TAMI SANCHEZ GILBERTO ALFONSO       178.719.312  111.532.626   31.442.830  -    142.975.456   27.883.150
1307  AVA   5.562.341  TELLO HERMES                        361.614.344  194.669.532   59.842.670  -    254.512.202   92.141.476
1308  AVA   4.607.190  TORO ORDONEZ VICTOR MIGUEL          177.503.404  106.168.135   35.834.583  -    142.002.719   26.542.041
1309  AVA  22.780.924  TORRES BANQUEZ GLADYS                76.815.684   54.912.750    7.318.057  -     62.230.807   12.869.762
1310  AVA  37.805.958  TORRES SANMIGUEL TULIA              544.384.456  344.720.578   38.125.451  -    382.846.029  152.007.070
1311  AVA   7.409.682  TRIANA NUNEZ ALFREDO ENRIQUE        255.882.780  157.016.169   47.690.057  -    204.706.226   39.254.039
1312  AVA   6.059.535  TRUJILLO JOSE EVARISTO              148.559.804   89.619.164   29.228.685  -    118.847.849   22.404.788
1313  AVA   1.429.241  VALENCIA VARONA AHARON               63.856.016   43.635.992   17.088.332  -     60.724.324    2.250.408
1314  AVA   7.454.712  VARGAS CASTRO LUIS ENRIQUE          514.592.600  240.642.793   79.827.273  -    320.470.065  174.165.719
1315  AVA  17.190.836  VARGAS SALGAR EFREN                 182.174.632   91.331.347   29.199.778  -    120.531.125   54.343.565
1316  AVA  17.113.921  VARGAS SANABRIA LUIS ALFONSO        130.824.648   75.757.916   22.331.878  -     98.089.794   27.151.884
1317  AVA   6.860.721  VARILLA JARABA TORIVIO JOSE         163.941.370   76.665.122   25.431.752  -    102.096.874   55.486.558
1318  AVA   8.244.142  VELASQUEZ PEREZ MAURO ALCIDES       151.105.838   94.299.998   26.584.677  -    120.884.675   23.574.994
1319  AVA   8.255.514  VELEZ MURILLO ROBERTO               217.301.920  134.475.139   39.366.401  -    173.841.540   33.618.781
1320  AVA   7.433.266  VELILLA GOMEZ FREDDY MANUEL         142.644.280   71.513.218   22.863.672  -     94.376.890   42.551.470
1321  AVA   9.057.047  VERGARA CUABAS NESTOR GABRIEL       180.319.028  104.419.119   30.780.611  -    135.199.730   37.424.145
1322  AVA   7.420.210  VILORIA CORRO ROBERTO               133.930.550   77.556.494   22.862.062  -    100.418.556   27.796.482
1323  AVA  32.451.128  VILLEGAS RESTREPO ROSA AMELIA       435.981.280  213.057.691   27.038.899  -    240.096.589  189.124.965
1324  AVA  12.525.138  RODRIGUEZ BERMUDEZ JORGE ENRIQUE    138.691.752   85.828.017   25.125.388  -    110.953.406   21.456.999
1325  AVA   8.278.656  CALLE OCAMPO JOSE GABRIEL           428.036.664  250.207.489   69.087.459  -    319.294.949   94.829.055
1326  AVA   8.300.015  CORREA SOSSA LILEALDO ENRIQUE       223.321.704  121.952.937   33.533.309  -    155.486.246   59.494.983
1327  AVA   9.056.630  DIAZ CARDONA ANTONIO SEGUNDO         72.834.458   56.816.872   16.017.586  -     72.834.458            -
1328  AVA   8.274.961  ECHEVERRY MOSQUERA IVAN DE JESUS    421.240.088  263.980.389   73.220.202  -    337.200.592   72.861.851
1329  AVA  19.064.702  GALEANO BERRIO MARCO TULIO          132.672.928   72.450.872   19.921.765  -     92.372.637   35.345.312
1330  AVA   8.302.162  GARCIA CASTILLO LUIS ALBERTO        288.260.556  157.415.140   43.284.329  -    200.699.469   76.795.324
1331  AVA   8.281.735  GIL URIBE CARLOS ENRIQUE            408.264.800  238.649.897   65.896.167  -    304.546.065   90.448.727
1332  AVA   8.423.222  ISAZA HENAO ALBEIRO DE JESUS        309.780.892  158.257.785   43.347.569  -    201.605.354   95.398.183
1333  AVA  41.425.186  MONTALVO LINARES CLARA MYRIAM       147.298.936  133.605.326   13.693.608  -    147.298.934            2
1334  AVA  20.489.702  NAVARRETE QUIROZ ROSA ESPERANZA     249.156.398  197.216.628   19.755.896  -    216.972.525   30.127.980
1335  AVA  17.197.816  PAEZ PEREZ CARLOS JULIO             391.820.808  229.037.609   63.242.014  -    292.279.622   86.805.655
1336  AVA   3.825.997  PEREZ VIZCAINO ORLANDO               76.234.073   47.773.942   13.251.053  -     61.024.995   13.186.202
1337  AVA  41.582.380  SANABRIA CAMELO ELDA                 77.295.799   53.640.797    5.273.905  -     58.914.702   17.288.459
1338  AVA      11.530  ABELA AROSTEGUI ANDREW WILLIAM       98.852.604            -            -  -              -   63.723.908
1339  AVA   6.054.824  ACERO QUINTERO JOSE AGUSTIN          44.421.174            -            -  -              -   32.647.112
1340  AVA   1.923.367  ACEVEDO CASTRO MANUEL                20.204.540            -            -  -              -   13.024.566
1341  AVA      77.941  ACOSTA CELIS CARLOS ALBERTO          96.934.662            -            -  -              -   67.435.232
1342  AVA     121.628  ACOSTA PENA GUILLERMO                91.612.208            -            -  -              -   64.942.864
1343  AVA   5.264.900  ACOSTA RODRIGUEZ ANGEL MARIA         28.802.563            -            -  -              -   19.655.702
1344  AVA   2.897.933  ACOSTA ROZO NEFTALI                  17.870.842            -            -  -              -   13.134.083
1345  AVA     152.192  ACOSTA VERGARA LUIS CARLOS           36.915.770            -            -  -              -   26.169.174
1346  AVA   3.712.631  ACUNA RICO EUCLIDES ALFONSO          53.553.191            -            -  -              -   36.899.576
1347  AVA     867.212  ADARRAGA MUNOZ CARLOS                78.667.342            -            -  -              -   57.816.156
1348  AVA     868.196  AFRICANO RODRIGUEZ MARCO FIDEL       46.367.162            -            -  -              -   31.336.942
1349  AVA     810.995  AFRICANO DOMINGUEZ OLINTO            14.411.742            -            -  -              -    9.377.993
1350  AVA     868.240  AFRICANO POSSO LUIS GONZAGA          50.884.757            -            -  -              -   36.402.868
1351  AVA   3.337.842  AGUDELO VELASQUEZ LUIS ALFONSO       10.200.686            -            -  -              -    6.894.067
1352  AVA     166.727  AGUDELO VICTOR JULIO                 3.391.431             -            -  -              -    2.206.868
1353  AVA     508.732  AGUIRRE PATINO LUIS EDUARDO          28.503.951            -            -  -              -   19.829.548
1354  AVA     160.085  AHUMADA CARLOS ARTURO                48.830.951            -            -  -              -   35.089.512
1355  AVA     859.025  AHUMADA MU|OZ ARMANDO RAFAEL         48.804.204            -            -  -              -   33.951.972

1271  AVA  17.080.577  RAMIREZ LUGO MIGUEL ANGEL            9.828.283  -     41.041.884  1.049.684   42.418.097
1272  AVA   3.701.729  RAMIREZ SALCEDO ORLANDO              5.860.187  -     23.222.326    617.653   23.967.545
1273  AVA  17.108.285  RAMOS NARINO HECTOR GUILLERMO        8.238.962  -     37.463.859    909.269   38.792.469
1274  AVA   7.463.812  REBOLLEDO CUENTAS HUMBERTO EMILIO    4.681.885  -     51.577.896    563.567   50.016.443
1275  AVA   7.431.987  RECUERO CAMACHO DAGOBERTO ENRIQUE    9.540.953  -     80.567.426  1.104.226   75.652.834
1276  AVA  19.139.930  RINCON MALAGON GREGORIO             16.575.722  -    248.417.076  2.138.310  247.130.300
1277  AVA   2.918.916  RINCON ROJAS JOSE VICENTE            8.569.628  -     33.123.073    899.658   34.161.230
1278  AVA  17.145.936  RINCON SEQUERA BYRON JOSE           24.839.107  -    145.640.132  2.780.714  127.913.752
1279  AVA  17.141.639  RIOS ESTEBAN                        10.482.464  -     61.462.264  1.173.502   53.981.469
1280  AVA   3.266.366  RIVERA NOCUA ESTEBAN                 7.443.661  -     33.847.487    821.498   35.047.862
1281  AVA  19.076.719  RIVEROS RUIZ JAIME                  20.579.660  -    226.715.499  2.477.214  219.852.175
1282  AVA  19.075.527  RODRIGUEZ SANCHEZ JANUARIO           7.206.585  -     88.774.192    886.567   86.996.328
1283  AVA  17.161.228  RODRIGUEZ BELLO SAMUEL               6.560.677  -     55.400.852    759.303   52.021.431
1284  AVA   6.094.655  RODRIGUEZ HERRERA DONALDO            8.176.650  -     36.107.994    891.091   37.366.411
1285  AVA  17.157.664  RODRIGUEZ DIAZ SAMUEL               27.366.387  -    231.092.201  3.167.260  216.995.640
1286  AVA  17.087.895  RODRIGUEZ MUNEVAR HERNAN DAVID      13.484.699  -     61.317.033  1.488.200   63.491.608
1287  AVA  17.109.105  RODRIGUEZ RODRIGUEZ JOSE LEONEL     15.620.492  -     91.588.253  1.748.699   80.440.713
1288  AVA     862.545  RODRIGUEZ SALAS EDUARDO ANTONIO     18.412.387  -     74.867.289  1.951.786   77.325.087
1289  AVA  17.172.891  ROJAS BAEZ LUIS HUMBERTO             6.737.556  -     48.233.615    766.289   44.112.287
1290  AVA  17.172.063  ROMERO PEREZ JOSE VALENTIN           7.308.492  -     42.852.178    818.179   37.636.512
1291  AVA   2.932.685  RUBIO RUBIO ELADIO                   6.334.985  -     25.103.825    667.696   25.909.422
1292  AVA   2.906.558  RUGE COCA MARCO ISRAEL               3.730.374  -     15.168.221    432.634   14.996.017
1293  AVA  41.430.010  RUIZ DE PRIETO ANA CECILIA           3.257.410  -     35.039.205    850.422   36.281.845
1294  AVA  17.042.407  RUIZ TORRES MARCO ANTONIO           19.797.044  -     82.670.410  2.114.371   85.442.426
1295  AVA  41.476.433  SALAMANCA MOYANO CARMEN NYDIA        3.384.106  -     57.354.169    909.474   52.406.973
1296  AVA  14.434.552  SALDANA LUIS DELIO                   7.168.814  -     32.597.719    791.165   33.753.760
1297  AVA   9.055.302  SALGADO HERRERA ENCARNACION          5.188.183  -     23.591.476    572.579   24.428.139
1298  AVA   3.695.793  SANDOVAL HERNANDEZ NICANOR GONZALO   7.947.246  -     27.924.088    832.763   28.716.057
1299  AVA  14.970.698  SANDOVAL MONTANA EDILBERTO          16.940.349  -    231.074.826  2.132.824  228.335.633
1300  AVA   4.976.227  SAN MARTIN MENDOZA LUIS SEGUNDO      8.849.342  -     37.985.177    953.917   39.284.527
1301  AVA  17.174.899  SEDANO BARBOSA MIGUEL ANSELMO        5.661.829  -     55.073.341    667.759   52.680.498
1302  AVA  14.936.927  SIERRA FLORES ROBERTO ANTONIO        5.297.163  -     44.731.278    613.069   42.002.641
1303  AVA  41.440.549  PACHECO DE SOLER WILDSA              3.452.298  -     47.899.392    913.942   42.049.519
1304  AVA  17.143.629  SUAREZ JOSE YESID                   13.572.282  -     97.162.836  1.543.629   88.860.746
1305  AVA  17.104.865  SUAREZ SUAREZ PEDRO JULIO            4.803.685  -     21.843.100    530.145   22.617.766
1306  AVA  17.097.398  TAMI SANCHEZ GILBERTO ALFONSO        7.860.706  -     35.743.856    867.524   37.011.495
1307  AVA   5.562.341  TELLO HERMES                        14.960.666  -    107.102.142  1.701.536   97.950.814
1308  AVA   4.607.190  TORO ORDONEZ VICTOR MIGUEL           8.958.645  -     35.500.685    944.225   36.639.918
1309  AVA  22.780.924  TORRES BANQUEZ GLADYS                1.715.115  -     14.584.877    436.407   14.400.388
1310  AVA  37.805.958  TORRES SANMIGUEL TULIA               9.531.357  -    161.538.427  2.561.539  147.604.526
1311  AVA   7.409.682  TRIANA NUNEZ ALFREDO ENRIQUE        11.922.515  -     51.176.554  1.285.191   52.927.178
1312  AVA   6.059.535  TRUJILLO JOSE EVARISTO               7.307.167  -     29.711.955    774.589   30.687.359
1313  AVA   1.429.241  VALENCIA VARONA AHARON                 881.284  -      3.131.692    371.780    2.626.674
1314  AVA   7.454.712  VARGAS CASTRO LUIS ENRIQUE          19.956.815  -    194.122.535  2.353.719  185.688.357
1315  AVA  17.190.836  VARGAS SALGAR EFREN                  7.299.942  -     61.643.507    844.862   57.883.263
1316  AVA  17.113.921  VARGAS SANABRIA LUIS ALFONSO         5.582.970  -     32.734.854    625.008   28.750.568
1317  AVA   6.860.721  VARILLA JARABA TORIVIO JOSE          6.357.938  -     61.844.496    749.859   59.157.488
1318  AVA   8.244.142  VELASQUEZ PEREZ MAURO ALCIDES        6.646.169  -     30.221.163    733.485   31.292.928
1319  AVA   8.255.514  VELEZ MURILLO ROBERTO                9.841.599  -     43.460.380  1.072.538   44.975.084
1320  AVA   7.433.266  VELILLA GOMEZ FREDDY MANUEL          5.715.920  -     48.267.390    661.534   45.323.088
1321  AVA   9.057.047  VERGARA CUABAS NESTOR GABRIEL        7.695.153  -     45.119.298    861.465   39.627.674
1322  AVA   7.420.210  VILORIA CORRO ROBERTO                5.715.512  -     33.511.994    639.846   29.433.124
1323  AVA  32.451.128  VILLEGAS RESTREPO ROSA AMELIA        6.759.725  -    195.884.691  1.943.483  191.827.120
1324  AVA  12.525.138  RODRIGUEZ BERMUDEZ JORGE ENRIQUE     6.281.348  -     27.738.346    684.541   28.705.078
1325  AVA   8.278.656  CALLE OCAMPO JOSE GABRIEL           13.912.661  -    108.741.715  1.957.817   94.450.647
1326  AVA   8.300.015  CORREA SOSSA LILEALDO ENRIQUE        8.340.475  -     67.835.458  1.008.086   61.677.117
1327  AVA   9.056.630  DIAZ CARDONA ANTONIO SEGUNDO                 -  -              -    358.000            -
1328  AVA   8.274.961  ECHEVERRY MOSQUERA IVAN DE JESUS    11.177.646  -     84.039.496  1.953.563   67.269.197
1329  AVA  19.064.702  GALEANO BERRIO MARCO TULIO           4.954.979  -     40.300.291    598.892   36.641.651
1330  AVA   8.302.162  GARCIA CASTILLO LUIS ALBERTO        10.765.763  -     87.561.087  1.301.223   79.611.951
1331  AVA   8.281.735  GIL URIBE CARLOS ENRIQUE            13.270.009  -    103.718.735  1.867.381   90.087.749
1332  AVA   8.423.222  ISAZA HENAO ALBEIRO DE JESUS        12.777.355  -    108.175.538  1.380.917  101.258.728
1333  AVA  41.425.186  MONTALVO LINARES CLARA MYRIAM                -  -              2    715.006            -
1334  AVA  20.489.702  NAVARRETE QUIROZ ROSA ESPERANZA      2.055.894  -     32.183.873  1.172.377   21.266.838
1335  AVA  17.197.816  PAEZ PEREZ CARLOS JULIO             12.735.530  -     99.541.186  1.792.167   86.459.215
1336  AVA   3.825.997  PEREZ VIZCAINO ORLANDO               2.022.876  -     15.209.078    358.000   12.327.405
1337  AVA  41.582.380  SANABRIA CAMELO ELDA                 1.092.638  -     18.381.097    358.000   16.106.773
1338  AVA      11.530  ABELA AROSTEGUI ANDREW WILLIAM      35.128.696  -     98.852.604    833.135  100.639.791
1339  AVA   6.054.824  ACERO QUINTERO JOSE AGUSTIN         11.774.062  -     44.421.174    246.655   45.780.052
1340  AVA   1.923.367  ACEVEDO CASTRO MANUEL                7.179.974  -     20.204.540    170.285   20.569.831
1341  AVA      77.941  ACOSTA CELIS CARLOS ALBERTO         29.499.430  -     96.934.662    626.486   99.451.021
1342  AVA     121.628  ACOSTA PENA GUILLERMO               26.669.344  -     91.612.208    560.673   94.139.811
1343  AVA   5.264.900  ACOSTA RODRIGUEZ ANGEL MARIA         9.146.861  -     28.802.563    197.422   29.499.423
1344  AVA   2.897.933  ACOSTA ROZO NEFTALI                  4.736.759  -     17.870.842     99.231   18.417.630
1345  AVA     152.192  ACOSTA VERGARA LUIS CARLOS          10.746.596  -     36.915.770    225.927   37.934.275
1346  AVA   3.712.631  ACUNA RICO EUCLIDES ALFONSO         16.653.615  -     53.553.191    356.241   54.897.572
1347  AVA     867.212  ADARRAGA MUNOZ CARLOS               20.851.186  -     78.667.342    436.812   81.073.873
1348  AVA     868.196  AFRICANO RODRIGUEZ MARCO FIDEL      15.030.220  -     46.367.162    327.861   47.444.196
1349  AVA     810.995  AFRICANO DOMINGUEZ OLINTO            5.033.749  -     14.411.742    116.969   14.687.257
1350  AVA     868.240  AFRICANO POSSO LUIS GONZAGA         14.481.889  -     50.884.757    303.501   52.327.932
1351  AVA   3.337.842  AGUDELO VELASQUEZ LUIS ALFONSO       3.306.619  -     10.200.686     72.129   10.437.663
1352  AVA     166.727  AGUDELO VICTOR JULIO                 1.184.563  -      3.391.431     27.526    3.456.313
1353  AVA     508.732  AGUIRRE PATINO LUIS EDUARDO          8.674.403  -     28.503.951    184.220   29.243.858
1354  AVA     160.085  AHUMADA CARLOS ARTURO               13.741.439  -     48.830.951    284.302   50.276.891
1355  AVA     859.025  AHUMADA MU|OZ ARMANDO RAFAEL        14.852.232  -     48.804.204    315.420   50.071.097

1356   AVA   41.338.615   ALBA ZAMBRANO LEONOR                17065    400   2   Soltero(a)     60   0   06/12/1943   09/09/1963
1357   AVA      387.326   ALBORNOZ MONROY GRACILIANO          17511    400   1   Casado(a)      69   0   03/07/1934   01/12/1960
1358   AVA    2.896.484   ALDANA ALDANA JAIME                 17872    400   1   Casado(a)      66   0   28/04/1938   04/04/1960
1359   AVA       36.179   ALDANA MORENO MISAEL                18955    400   1   Viudo(a)       82   0   20/05/1922   03/04/1957
1360   AVA       77.360   ALDANA RODRIGUEZ ALVARO GERMAN      19132    400   1   Casado(a)      76   0   04/01/1928   01/09/1966
1361   AVA    2.938.733   ALFARO GARCIA DANIEL                19670    400   1   Casado(a)      66   0   20/05/1938   16/03/1955
1362   AVA       77.723   ALFONSO CAPADOR LUIS FRANCISCO      20215    400   1   Casado(a)      75   0   02/04/1929   24/03/1947
1363   AVA   41.381.465   TORRES GARCIA OLGA MARIA            21766    400   2   Casado(a)      57   0   19/02/1947   29/07/1965
1364   AVA    3.703.897   ALMEIDA LOPEZ SERGIO                22190    400   1   Casado(a)      74   0   27/12/1929   08/08/1950
1365   AVA    6.071.900   ALONSO ACERO ISAURO                 22735    400   1   Casado(a)      74   0   02/10/1929   16/08/1951
1366   AVA    3.682.500   ALONSO ORTEGA MARIO ENRIQUE         23450    400   1   Casado(a)      77   0   17/10/1926   16/10/1957
1367   AVA      139.849   ALTAHONA GOMEZ. EUGENIO             24172    400   1   Casado(a)      69   0   06/07/1934   01/09/1981
1368   AVA      855.045   ALTAHONA GERONIMO MIGUEL ANGEL      24356    400   1   Casado(a)      72   0   22/09/1931   05/03/1956
1369   AVA      823.947   ALVARADO PRETTEL ROBERTO            25071    400   1   Casado(a)      77   0   02/11/1926   05/11/1951
1370   AVA      538.870   ALVARADO ROJAS ANIBAL               25255    400   1   Casado(a)      77   0   26/10/1926   19/10/1959
1371   AVA    2.919.442   ALVARADO RUIZ OROMALDO              25432    400   1   Casado(a)      73   0   29/03/1931   04/11/1953
1372   AVA      810.365   ALVAREZ BUJATO ALFONSO              25970    400   1   Casado(a)      69   0   29/07/1934   01/09/1954
1373   AVA      810.188   ALVAREZ CONTRERAS HOMERO            27053    400   1   Casado(a)      76   0   01/08/1927   27/03/1951
1374   AVA      871.774   ALVAREZ DE LA HOZ HEMEL             27952    400   1   Casado(a)      74   0   18/04/1930   01/04/1953
1375   AVA    3.321.520   ALVAREZ GARCIA GERMAN               28490    400   1   Casado(a)      76   0   29/07/1927   02/01/1956
1376   AVA    7.413.433   ALVAREZ LOPEZ JOSE JOAQUIN          28766    400   1   Casado(a)      61   0   03/08/1942   25/06/1962
1377   AVA   28.002.780   ALVAREZ MIRNA MARIA                 29573    400   2   Soltero(a)     68   0   24/06/1936   02/01/1958
1378   AVA    5.589.007   ALVAREZ PALLARES CESAR              29805    400   1   Casado(a)      62   0   10/04/1942   04/06/1962
1379   AVA    3.328.223   ALVAREZ RESTREPO LUIS ALFREDO       30041    400   1   Casado(a)      65   0   20/01/1939   16/10/1962
1380   AVA      813.417   ALVAREZ VILORIA MANUEL ANTONIO      30833    400   1   Casado(a)      76   0   17/05/1928   05/05/1958
1381   AVA      811.064   ALVEAR ESCOBAR DAGOBERTO            31194    400   1   Union libre    80   0   01/05/1924   02/11/1953
1382   AVA      849.788   AMARANTO CONRADO EDUARDO JOSE       32631    400   1   Casado(a)      73   0   16/10/1930   17/08/1959
1383   AVA    6.040.245   AMAYA RAMON                         34790    400   1   Casado(a)      65   0   31/08/1938   18/05/1959
1384   AVA       13.035   AMORES LEYVA JAIME ANIBAL           35512    400   1   Casado(a)      76   0   25/12/1927   18/03/1957
1385   AVA    3.691.608   ANAYA HENRIQUEZ DONALDO ENRIQUE     35873    400   1   Casado(a)      72   0   17/10/1931   16/04/1953
1386   AVA    1.798.703   ANDRADE JULIO CESAR                 37310    400   1   Casado(a)      69   0   13/12/1934   26/10/1953
1387   AVA    2.365.665   ANDRADE LEMUS INOCENCIO             37354    400   1   Casado(a)      65   0   15/04/1939   12/03/1963
1388   AVA    3.689.184   ANDRADE TORRES HUMBERTO             37671    400   1   Casado(a)      84   0   06/06/1920   15/11/1949
1389   AVA      826.267   ANDRADE VARGAS VICTOR MANUEL        38032    400   1   Casado(a)      68   0   05/09/1935   18/02/1957
1390   AVA      819.638   ANDUEZA CHARRIS LUIS ANGEL          38393    400   1   Casado(a)      69   0   22/02/1935   01/07/1957
1391   AVA      804.066   ANDUEZA CHARRIS TRIFON ELIAS        38570    400   1   Casado(a)      71   0   26/11/1932   16/02/1954
1392   AVA      875.552   ANGULO MARQUEZ ALBERTO              40552    400   1   Casado(a)      69   0   17/05/1935   16/07/1957
1393   AVA       38.004   ANGULO QUANTS ANTONIO JOSE          40736    400   1   Casado(a)      75   0   03/09/1928   19/09/1952
1394   AVA    3.709.372   ANTEQUERA ANTEQUERA ANTONIO LUIS    41635    400   1   Casado(a)      68   0   21/12/1935   02/11/1955
1395   AVA   20.480.473   ANZOLA FAJARDO ELSA                 42350    400   2   Soltero(a)     77   0   02/07/1926   14/11/1955
1396   AVA   14.937.112   ARAGON RIVERA OSCAR                 43072    400   1   Casado(a)      61   0   10/02/1943   02/11/1961
1397   AVA      534.355   ARANGO BOTERO GUSTAVO               43971    400   1   Casado(a)      84   0   20/03/1920   01/08/1951
1398   AVA    6.040.568   ARANGO JAIME SIGIFREDO              44693    400   1   Casado(a)      77   0   20/12/1926   27/08/1948
1399   AVA    2.940.851   ARANZALES CUENCA ROBERTO            46130    400   1   Casado(a)      85   0   21/10/1918   05/02/1953
1400   AVA    8.222.110   ARBOLEDA LIBARDO ANTONIO            48031    400   1   Casado(a)      63   0   29/10/1940   11/06/1962
1401   AVA    2.862.814   ARCE DELGADO CARLOS ARTURO          49066    400   1   Casado(a)      67   0   26/09/1936   10/02/1964
1402   AVA    2.450.029   ARCE QUIJANO MARCO TULIO            49372    400   1   Casado(a)      91   0   06/08/1912   20/11/1953
1403   AVA   22.290.930   JULIAO DE ARCE HERCILIA             49453    400   2   Casado(a)      65   0   29/06/1939   16/01/1957
1404   AVA    2.906.730   ARDILA JACINTO ERNESTO              51122    400   1   Casado(a)      64   0   06/08/1939   03/06/1966
1405   AVA    2.936.035   ARENAS GOMEZ ALVARO GUILLERMO       53152    400   1   Casado(a)      67   0   09/09/1936   16/02/1956
1406   AVA    2.926.202   AREVALO MATTA MILCIADES             54950    400   1   Casado(a)      68   0   11/11/1935   17/01/1956
1407   AVA    3.559.065   ARIAS ARIAS RUBEN DE JESUS          56932    400   1   Casado(a)      65   0   10/08/1938   07/04/1962
1408   AVA   17.039.003   ARIAS AVILA SALVADOR                57116    400   1   Casado(a)      65   0   25/06/1939   24/05/1960
1409   AVA    1.204.887   ARIAS PIEDRAHITA BENJAMIN           58015    400   1   Soltero(a)     82   0   11/09/1921   21/11/1952
1410   AVA    5.394.647   ARIZA ANTONIO JOSE                  59452    400   1   Divorsiado(a)  65   0   16/10/1938   01/04/1960
1411   AVA    3.704.036   ARIZA SALAZAR FRANCISCO ANTONIO     61611    400   1   Union libre    85   0   17/12/1918   17/05/1952
1412   AVA      855.699   ARIZA VARGAS JOSE MANUEL            62156    400   1   Casado(a)      68   0   13/08/1935   05/08/1957
1413   AVA    1.691.427   ARMESTO PINO ENRIQUE                62926    400   1   Casado(a)      73   0   07/09/1930   01/08/1962
1414   AVA    5.552.128   ARRIETA MADRID JOSE AMILCAR         64676    400   1   Casado(a)      62   0   07/10/1941   17/10/1960
1415   AVA    3.685.986   ARRIETA PALLARES JOSE GABINO        65030    400   1   Casado(a)      86   0   19/02/1918   01/03/1952
1416   AVA    3.704.533   ARTETA VARGAS OSWALDO RAFAEL        66290    400   1   Casado(a)      66   0   13/02/1938   02/01/1956
1417   AVA    7.398.212   ARZUZA PADILLA ADAULFO ASSIS        67012    400   1   Casado(a)      69   0   10/04/1935   18/08/1976
1418   AVA    2.916.571   AVILA AVILA PABLO EMILIO            70976    400   1   Casado(a)      67   0   14/04/1937   16/02/1960
1419   AVA      156.855   AVILA GUEVARA ANIBAL                71514    400   1   Casado(a)      74   0   28/07/1929   25/06/1956
1420   AVA      871.489   BACA DE LA HOZ HUMBERTO             72590    400   1   Casado(a)      65   0   30/07/1938   17/11/1958
1421   AVA   17.017.255   BAHAMON GUTIERREZ ARMANDO           73496    400   1   Casado(a)      77   0   10/06/1927   17/01/1955
1422   AVA   17.009.229   BAQUERO SIERRA ELIAS                77276    400   1   Casado(a)      80   0   13/05/1924   01/04/1955
1423   AVA      240.632   BARBOSA ROJAS BERNARDO              78352    400   1   Casado(a)      67   0   12/03/1937   23/10/1957
1424   AVA    3.789.200   BARBOSA RICARDO JAIME ENRIQUE       78536    400   1   Casado(a)      65   0   28/12/1938   16/06/1959
1425   AVA      811.117   BARRAZA OBANDO ELIECER SAMUEL       81955    400   1   Casado(a)      71   0   16/05/1933   16/02/1952
1426   AVA    5.814.875   BARRERO BARRERO ANCIZAR             82810    400   1   Casado(a)      63   0   14/06/1941   23/12/1963
1427   AVA      265.567   BARRERO PALMA JAIME                 83392    400   1   Casado(a)      73   0   18/03/1931   25/09/1952
1428   AVA      806.193   BARRIOS BLANCO EDUARDO ENRIQUE      84836    400   1   Casado(a)      77   0   08/10/1926   16/04/1952
1429   AVA      810.942   BARRIOS CAMARGO MARCO TULIO         85190    400   1   Casado(a)      72   0   07/10/1931   17/03/1952
1430   AVA      807.506   BARRIOS CAMARGO RODOLFO             85912    400   1   Casado(a)      75   0   01/01/1929   07/05/1956
1431   AVA    3.695.661   BARRIOS CUELLO ROBERTO ORLANDO      85960    400   1   Casado(a)      64   0   07/07/1939   09/12/1968
1432   AVA      801.394   BARRIOS ESCORCIA HUMBERTO ENRIQUE   86273    400   1   Casado(a)      71   0   28/12/1932   02/08/1954
1433   AVA      819.127   BARRIOS VIANA HECTOR                87172    400   1   Casado(a)      86   0   18/04/1918   21/01/1949
1434   AVA      821.786   BAYONA MEDINA JOSE GABRIEL          93833    400   1   Casado(a)      78   0   24/07/1925   17/01/1952
1435   AVA    2.920.457   BECERRA MANUEL ANTONIO              95270    400   1   Casado(a)      66   0   25/05/1938   08/07/1957
1436   AVA    2.935.481   BECERRA TRASLAVI|A JAIME            96176    400   1   Casado(a)      66   0   27/06/1938   30/08/1955
1437   AVA    2.891.630   BEJARANO AMAYA CARLOS               97790    400   1   Casado(a)      67   0   02/04/1937   01/06/1959
1438   AVA      156.921   BEJARANO REYES LUIS JAIME           98512    400   1   Casado(a)      77   0   07/09/1926   10/02/1954
1439   AVA      883.052   BELLO TERAN AMADEO                  99772    400   1   Casado(a)      75   0   31/03/1929   01/06/1954
1440   AVA    2.858.736   BELTRAN BARRETO NEFTALI            101216    400   1   Casado(a)      80   0   25/04/1924   11/04/1947

1356   AVA   41.338.615   ALBA ZAMBRANO LEONOR                JUBILACION COMPARTIDA     100.347    17.926.618     2.161.752   -
1357   AVA      387.326   ALBORNOZ MONROY GRACILIANO          JUBILACION COMPARTIDA     314.783    41.373.100    16.202.157   -
1358   AVA    2.896.484   ALDANA ALDANA JAIME                 JUBILACION COMPARTIDA     117.495    17.073.906     5.959.127   -
1359   AVA       36.179   ALDANA MORENO MISAEL                JUBILACION COMPARTIDA     147.680    11.460.886     6.484.141   -
1360   AVA       77.360   ALDANA RODRIGUEZ ALVARO GERMAN      JUBILACION COMPARTIDA   2.320.506   236.188.016   113.283.472   -
1361   AVA    2.938.733   ALFARO GARCIA DANIEL                JUBILACION COMPARTIDA     107.600    15.636.005     5.457.271   -
1362   AVA       77.723   ALFONSO CAPADOR LUIS FRANCISCO      JUBILACION COMPARTIDA     636.832    67.519.176    31.420.324   -
1363   AVA   41.381.465   TORRES GARCIA OLGA MARIA            JUBILACION COMPARTIDA     124.166    23.730.856     2.595.159   -
1364   AVA    3.703.897   ALMEIDA LOPEZ SERGIO                JUBILACION COMPARTIDA     416.214    45.909.548    20.720.018   -
1365   AVA    6.071.900   ALONSO ACERO ISAURO                 JUBILACION COMPARTIDA     485.704    53.574.488    24.179.378   -
1366   AVA    3.682.500   ALONSO ORTEGA MARIO ENRIQUE         JUBILACION COMPARTIDA     175.786    17.154.848     8.475.627   -
1367   AVA      139.849   ALTAHONA GOMEZ. EUGENIO             JUBILACION COMPARTIDA     488.966    64.266.612    25.167.510   -
1368   AVA      855.045   ALTAHONA GERONIMO MIGUEL ANGEL      JUBILACION COMPARTIDA     219.900    26.162.878    11.090.302   -
1369   AVA      823.947   ALVARADO PRETTEL ROBERTO            JUBILACION COMPARTIDA     370.816    36.187.704    17.879.116   -
1370   AVA      538.870   ALVARADO ROJAS ANIBAL               JUBILACION COMPARTIDA     529.981    51.720.520    25.553.350   -
1371   AVA    2.919.442   ALVARADO RUIZ OROMALDO              JUBILACION COMPARTIDA     249.293    28.575.538    12.500.320   -
1372   AVA      810.365   ALVAREZ BUJATO ALFONSO              JUBILACION COMPARTIDA     211.621    27.814.132    10.892.319   -
1373   AVA      810.188   ALVAREZ CONTRERAS HOMERO            JUBILACION COMPARTIDA     235.437    23.963.478    11.493.666   -
1374   AVA      871.774   ALVAREZ DE LA HOZ HEMEL             JUBILACION COMPARTIDA     220.000    24.266.606    10.952.068   -
1375   AVA    3.321.520   ALVAREZ GARCIA GERMAN               JUBILACION COMPARTIDA     112.082    11.408.040     5.471.669   -
1376   AVA    7.413.433   ALVAREZ LOPEZ JOSE JOAQUIN          JUBILACION COMPARTIDA      88.552    14.779.057     4.326.438   -
1377   AVA   28.002.780   ALVAREZ MIRNA MARIA                 JUBILACION COMPARTIDA     106.597    15.237.963     2.325.962   -
1378   AVA    5.589.007   ALVAREZ PALLARES CESAR              JUBILACION COMPARTIDA      64.417    10.476.017     3.181.850   -
1379   AVA    3.328.223   ALVAREZ RESTREPO LUIS ALFREDO       JUBILACION COMPARTIDA     121.158    18.133.844     6.120.657   -
1380   AVA      813.417   ALVAREZ VILORIA MANUEL ANTONIO      JUBILACION COMPARTIDA     475.357    48.383.252    23.206.184   -
1381   AVA      811.064   ALVEAR ESCOBAR DAGOBERTO            JUBILACION COMPARTIDA     186.017    15.881.882     8.524.789   -
1382   AVA      849.788   AMARANTO CONRADO EDUARDO JOSE       JUBILACION COMPARTIDA     490.039    56.171.364    24.572.068   -
1383   AVA    6.040.245   AMAYA RAMON                         JUBILACION COMPARTIDA      92.721    13.877.649     4.684.077   -
1384   AVA       13.035   AMORES LEYVA JAIME ANIBAL           JUBILACION COMPARTIDA     442.739    45.063.296    21.613.826   -
1385   AVA    3.691.608   ANAYA HENRIQUEZ DONALDO ENRIQUE     JUBILACION COMPARTIDA     243.734    28.998.558    12.292.330   -
1386   AVA    1.798.703   ANDRADE JULIO CESAR                 JUBILACION COMPARTIDA      50.395     6.623.602     2.593.875   -
1387   AVA    2.365.665   ANDRADE LEMUS INOCENCIO             JUBILACION COMPARTIDA      81.075    12.134.581     4.095.745   -
1388   AVA    3.689.184   ANDRADE TORRES HUMBERTO             JUBILACION COMPARTIDA      41.687     2.925.605     1.739.933   -
1389   AVA      826.267   ANDRADE VARGAS VICTOR MANUEL        JUBILACION COMPARTIDA     108.410    14.806.077     5.514.530   -
1390   AVA      819.638   ANDUEZA CHARRIS LUIS ANGEL          JUBILACION COMPARTIDA     914.704   120.222.944    47.080.620   -
1391   AVA      804.066   ANDUEZA CHARRIS TRIFON ELIAS        JUBILACION COMPARTIDA     924.654   114.053.832    46.837.180   -
1392   AVA      875.552   ANGULO MARQUEZ ALBERTO              JUBILACION COMPARTIDA     117.581    15.454.108     6.051.998   -
1393   AVA       38.004   ANGULO QUANTS ANTONIO JOSE          JUBILACION COMPARTIDA     223.840    23.732.306    11.043.927   -
1394   AVA    3.709.372   ANTEQUERA ANTEQUERA ANTONIO LUIS    JUBILACION COMPARTIDA      83.297    11.376.274     4.237.098   -
1395   AVA   20.480.473   ANZOLA FAJARDO ELSA                 JUBILACION COMPARTIDA     183.689    18.904.438     3.416.146   -
1396   AVA   14.937.112   ARAGON RIVERA OSCAR                 JUBILACION COMPARTIDA      12.936     2.158.979       632.022   -
1397   AVA      534.355   ARANGO BOTERO GUSTAVO               JUBILACION COMPARTIDA      83.767     5.878.792     3.496.269   -
1398   AVA    6.040.568   ARANGO JAIME SIGIFREDO              JUBILACION COMPARTIDA     215.855    21.065.156    10.407.577   -
1399   AVA    2.940.851   ARANZALES CUENCA ROBERTO            JUBILACION COMPARTIDA     322.224    21.464.350    13.072.719   -
1400   AVA    8.222.110   ARBOLEDA LIBARDO ANTONIO            JUBILACION COMPARTIDA      96.515    15.281.263     4.811.637   -
1401   AVA    2.862.814   ARCE DELGADO CARLOS ARTURO          JUBILACION COMPARTIDA      30.322     4.273.866     1.541.354   -
1402   AVA    2.450.029   ARCE QUIJANO MARCO TULIO            JUBILACION COMPARTIDA     151.688     7.196.888     4.973.342   -
1403   AVA   22.290.930   JULIAO DE ARCE HERCILIA             JUBILACION COMPARTIDA     194.321    30.388.818     4.305.350   -
1404   AVA    2.906.730   ARDILA JACINTO ERNESTO              JUBILACION COMPARTIDA      27.645     4.257.601     1.388.588   -
1405   AVA    2.936.035   ARENAS GOMEZ ALVARO GUILLERMO       JUBILACION COMPARTIDA     160.713    22.652.394     8.169.503   -
1406   AVA    2.926.202   AREVALO MATTA MILCIADES             JUBILACION COMPARTIDA      81.551    11.137.814     4.148.283   -
1407   AVA    3.559.065   ARIAS ARIAS RUBEN DE JESUS          JUBILACION COMPARTIDA      91.525    13.698.642     4.623.658   -
1408   AVA   17.039.003   ARIAS AVILA SALVADOR                JUBILACION COMPARTIDA      71.377    10.683.071     3.605.822   -
1409   AVA    1.204.887   ARIAS PIEDRAHITA BENJAMIN           JUBILACION COMPARTIDA     148.502    11.524.678     6.520.232   -
1410   AVA    5.394.647   ARIZA ANTONIO JOSE                  JUBILACION COMPARTIDA      61.577     9.216.294     3.110.745   -
1411   AVA    3.704.036   ARIZA SALAZAR FRANCISCO ANTONIO     JUBILACION COMPARTIDA     573.999    38.235.872    23.287.304   -
1412   AVA      855.699   ARIZA VARGAS JOSE MANUEL            JUBILACION COMPARTIDA     132.503    18.096.576     6.740.077   -
1413   AVA    1.691.427   ARMESTO PINO ENRIQUE                JUBILACION COMPARTIDA     359.056    41.157.264    18.004.176   -
1414   AVA    5.552.128   ARRIETA MADRID JOSE AMILCAR         JUBILACION COMPARTIDA     126.105    20.508.222     6.228.902   -
1415   AVA    3.685.986   ARRIETA PALLARES JOSE GABINO        JUBILACION COMPARTIDA     284.057    17.936.826    11.179.520   -
1416   AVA    3.704.533   ARTETA VARGAS OSWALDO RAFAEL        JUBILACION COMPARTIDA     176.666    25.672.402     8.960.169   -
1417   AVA    7.398.212   ARZUZA PADILLA ADAULFO ASSIS        JUBILACION COMPARTIDA     250.037    32.863.290    12.869.624   -
1418   AVA    2.916.571   AVILA AVILA PABLO EMILIO            JUBILACION COMPARTIDA     311.236    43.868.516    15.821.019   -
1419   AVA      156.855   AVILA GUEVARA ANIBAL                JUBILACION COMPARTIDA     200.982    22.168.868    10.005.311   -
1420   AVA      871.489   BACA DE LA HOZ HUMBERTO             JUBILACION COMPARTIDA     158.897    23.782.280     8.027.155   -
1421   AVA   17.017.255   BAHAMON GUTIERREZ ARMANDO           JUBILACION COMPARTIDA     321.260    31.351.566    15.489.743   -
1422   AVA   17.009.229   BAQUERO SIERRA ELIAS                JUBILACION COMPARTIDA     111.620     9.529.966     5.115.323   -
1423   AVA      240.632   BARBOSA ROJAS BERNARDO              JUBILACION COMPARTIDA      77.455    10.917.232     3.937.260   -
1424   AVA    3.789.200   BARBOSA RICARDO JAIME ENRIQUE       JUBILACION COMPARTIDA     214.182    32.056.844    10.820.042   -
1425   AVA      811.117   BARRAZA OBANDO ELIECER SAMUEL       JUBILACION COMPARTIDA     581.827    71.766.952    29.471.710   -
1426   AVA    5.814.875   BARRERO BARRERO ANCIZAR             JUBILACION COMPARTIDA      38.101     6.032.549     1.899.479   -
1427   AVA      265.567   BARRERO PALMA JAIME                 JUBILACION COMPARTIDA     304.586    34.913.572    15.272.883   -
1428   AVA      806.193   BARRIOS BLANCO EDUARDO ENRIQUE      JUBILACION COMPARTIDA     218.482    21.321.524    10.534.240   -
1429   AVA      810.942   BARRIOS CAMARGO MARCO TULIO         JUBILACION COMPARTIDA     336.318    40.013.856    16.961.656   -
1430   AVA      807.506   BARRIOS CAMARGO RODOLFO             JUBILACION COMPARTIDA     494.598    52.439.024    24.402.712   -
1431   AVA    3.695.661   BARRIOS CUELLO ROBERTO ORLANDO      JUBILACION COMPARTIDA     471.568    72.626.088    23.686.508   -
1432   AVA      801.394   BARRIOS ESCORCIA HUMBERTO ENRIQUE   JUBILACION COMPARTIDA     876.130   108.068.512    44.379.260   -
1433   AVA      819.127   BARRIOS VIANA HECTOR                JUBILACION COMPARTIDA     106.015     6.694.335     4.172.390   -
1434   AVA      821.786   BAYONA MEDINA JOSE GABRIEL          JUBILACION COMPARTIDA     144.835    13.535.414     6.882.517   -
1435   AVA    2.920.457   BECERRA MANUEL ANTONIO              JUBILACION COMPARTIDA      93.977    13.656.365     4.766.338   -
1436   AVA    2.935.481   BECERRA TRASLAVI|A JAIME            JUBILACION COMPARTIDA      65.009     9.446.850     3.297.135   -
1437   AVA    2.891.630   BEJARANO AMAYA CARLOS               JUBILACION COMPARTIDA     145.394    20.493.190     7.390.795   -
1438   AVA      156.921   BEJARANO REYES LUIS JAIME           JUBILACION COMPARTIDA     320.906    31.317.018    15.472.674   -
1439   AVA      883.052   BELLO TERAN AMADEO                  JUBILACION COMPARTIDA     440.279    46.679.936    21.722.698   -
1440   AVA    2.858.736   BELTRAN BARRETO NEFTALI             JUBILACION COMPARTIDA     523.640    44.707.684    23.997.380   -

1356   AVA   41.338.615   ALBA ZAMBRANO LEONOR                 20.088.370   -   -   -   -    17.926.618
1357   AVA      387.326   ALBORNOZ MONROY GRACILIANO           57.575.257   -   -   -   -    41.373.100
1358   AVA    2.896.484   ALDANA ALDANA JAIME                  23.033.033   -   -   -   -    17.073.906
1359   AVA       36.179   ALDANA MORENO MISAEL                 17.945.027   -   -   -   -    11.460.886
1360   AVA       77.360   ALDANA RODRIGUEZ ALVARO GERMAN      349.471.488   -   -   -   -   236.188.016
1361   AVA    2.938.733   ALFARO GARCIA DANIEL                 21.093.276   -   -   -   -    15.636.005
1362   AVA       77.723   ALFONSO CAPADOR LUIS FRANCISCO       98.939.500   -   -   -   -    67.519.176
1363   AVA   41.381.465   TORRES GARCIA OLGA MARIA             26.326.015   -   -   -   -    23.730.856
1364   AVA    3.703.897   ALMEIDA LOPEZ SERGIO                 66.629.566   -   -   -   -    45.909.548
1365   AVA    6.071.900   ALONSO ACERO ISAURO                  77.753.866   -   -   -   -    53.574.488
1366   AVA    3.682.500   ALONSO ORTEGA MARIO ENRIQUE          25.630.475   -   -   -   -    17.154.848
1367   AVA      139.849   ALTAHONA GOMEZ. EUGENIO              89.434.122   -   -   -   -    64.266.612
1368   AVA      855.045   ALTAHONA GERONIMO MIGUEL ANGEL       37.253.180   -   -   -   -    26.162.878
1369   AVA      823.947   ALVARADO PRETTEL ROBERTO             54.066.820   -   -   -   -    36.187.704
1370   AVA      538.870   ALVARADO ROJAS ANIBAL                77.273.870   -   -   -   -    51.720.520
1371   AVA    2.919.442   ALVARADO RUIZ OROMALDO               41.075.858   -   -   -   -    28.575.538
1372   AVA      810.365   ALVAREZ BUJATO ALFONSO               38.706.451   -   -   -   -    27.814.132
1373   AVA      810.188   ALVAREZ CONTRERAS HOMERO             35.457.144   -   -   -   -    23.963.478
1374   AVA      871.774   ALVAREZ DE LA HOZ HEMEL              35.218.674   -   -   -   -    24.266.606
1375   AVA    3.321.520   ALVAREZ GARCIA GERMAN                16.879.709   -   -   -   -    11.408.040
1376   AVA    7.413.433   ALVAREZ LOPEZ JOSE JOAQUIN           19.105.495   -   -   -   -    14.779.057
1377   AVA   28.002.780   ALVAREZ MIRNA MARIA                  17.563.925   -   -   -   -    15.237.963
1378   AVA    5.589.007   ALVAREZ PALLARES CESAR               13.657.867   -   -   -   -    10.476.017
1379   AVA    3.328.223   ALVAREZ RESTREPO LUIS ALFREDO        24.254.501   -   -   -   -    18.133.844
1380   AVA      813.417   ALVAREZ VILORIA MANUEL ANTONIO       71.589.436   -   -   -   -    48.383.252
1381   AVA      811.064   ALVEAR ESCOBAR DAGOBERTO             24.406.671   -   -   -   -    15.881.882
1382   AVA      849.788   AMARANTO CONRADO EDUARDO JOSE        80.743.432   -   -   -   -    56.171.364
1383   AVA    6.040.245   AMAYA RAMON                          18.561.726   -   -   -   -    13.877.649
1384   AVA       13.035   AMORES LEYVA JAIME ANIBAL            66.677.122   -   -   -   -    45.063.296
1385   AVA    3.691.608   ANAYA HENRIQUEZ DONALDO ENRIQUE      41.290.888   -   -   -   -    28.998.558
1386   AVA    1.798.703   ANDRADE JULIO CESAR                   9.217.477   -   -   -   -     6.623.602
1387   AVA    2.365.665   ANDRADE LEMUS INOCENCIO              16.230.326   -   -   -   -    12.134.581
1388   AVA    3.689.184   ANDRADE TORRES HUMBERTO               4.665.538   -   -   -   -     2.925.605
1389   AVA      826.267   ANDRADE VARGAS VICTOR MANUEL         20.320.607   -   -   -   -    14.806.077
1390   AVA      819.638   ANDUEZA CHARRIS LUIS ANGEL          167.303.564   -   -   -   -   120.222.944
1391   AVA      804.066   ANDUEZA CHARRIS TRIFON ELIAS        160.891.012   -   -   -   -   114.053.832
1392   AVA      875.552   ANGULO MARQUEZ ALBERTO               21.506.106   -   -   -   -    15.454.108
1393   AVA       38.004   ANGULO QUANTS ANTONIO JOSE           34.776.233   -   -   -   -    23.732.306
1394   AVA    3.709.372   ANTEQUERA ANTEQUERA ANTONIO LUIS     15.613.372   -   -   -   -    11.376.274
1395   AVA   20.480.473   ANZOLA FAJARDO ELSA                  22.320.584   -   -   -   -    18.904.438
1396   AVA   14.937.112   ARAGON RIVERA OSCAR                   2.791.001   -   -   -   -     2.158.979
1397   AVA      534.355   ARANGO BOTERO GUSTAVO                 9.375.061   -   -   -   -     5.878.792
1398   AVA    6.040.568   ARANGO JAIME SIGIFREDO               31.472.733   -   -   -   -    21.065.156
1399   AVA    2.940.851   ARANZALES CUENCA ROBERTO             34.537.069   -   -   -   -    21.464.350
1400   AVA    8.222.110   ARBOLEDA LIBARDO ANTONIO             20.092.900   -   -   -   -    15.281.263
1401   AVA    2.862.814   ARCE DELGADO CARLOS ARTURO            5.815.220   -   -   -   -     4.273.866
1402   AVA    2.450.029   ARCE QUIJANO MARCO TULIO             12.170.230   -   -   -   -     7.196.888
1403   AVA   22.290.930   JULIAO DE ARCE HERCILIA              34.694.168   -   -   -   -    30.388.818
1404   AVA    2.906.730   ARDILA JACINTO ERNESTO                5.646.189   -   -   -   -     4.257.601
1405   AVA    2.936.035   ARENAS GOMEZ ALVARO GUILLERMO        30.821.897   -   -   -   -    22.652.394
1406   AVA    2.926.202   AREVALO MATTA MILCIADES              15.286.097   -   -   -   -    11.137.814
1407   AVA    3.559.065   ARIAS ARIAS RUBEN DE JESUS           18.322.300   -   -   -   -    13.698.642
1408   AVA   17.039.003   ARIAS AVILA SALVADOR                 14.288.893   -   -   -   -    10.683.071
1409   AVA    1.204.887   ARIAS PIEDRAHITA BENJAMIN            18.044.910   -   -   -   -    11.524.678
1410   AVA    5.394.647   ARIZA ANTONIO JOSE                   12.327.039   -   -   -   -     9.216.294
1411   AVA    3.704.036   ARIZA SALAZAR FRANCISCO ANTONIO      61.523.176   -   -   -   -    38.235.872
1412   AVA      855.699   ARIZA VARGAS JOSE MANUEL             24.836.653   -   -   -   -    18.096.576
1413   AVA    1.691.427   ARMESTO PINO ENRIQUE                 59.161.440   -   -   -   -    41.157.264
1414   AVA    5.552.128   ARRIETA MADRID JOSE AMILCAR          26.737.124   -   -   -   -    20.508.222
1415   AVA    3.685.986   ARRIETA PALLARES JOSE GABINO         29.116.346   -   -   -   -    17.936.826
1416   AVA    3.704.533   ARTETA VARGAS OSWALDO RAFAEL         34.632.571   -   -   -   -    25.672.402
1417   AVA    7.398.212   ARZUZA PADILLA ADAULFO ASSIS         45.732.914   -   -   -   -    32.863.290
1418   AVA    2.916.571   AVILA AVILA PABLO EMILIO             59.689.535   -   -   -   -    43.868.516
1419   AVA      156.855   AVILA GUEVARA ANIBAL                 32.174.179   -   -   -   -    22.168.868
1420   AVA      871.489   BACA DE LA HOZ HUMBERTO              31.809.435   -   -   -   -    23.782.280
1421   AVA   17.017.255   BAHAMON GUTIERREZ ARMANDO            46.841.309   -   -   -   -    31.351.566
1422   AVA   17.009.229   BAQUERO SIERRA ELIAS                 14.645.289   -   -   -   -     9.529.966
1423   AVA      240.632   BARBOSA ROJAS BERNARDO               14.854.492   -   -   -   -    10.917.232
1424   AVA    3.789.200   BARBOSA RICARDO JAIME ENRIQUE        42.876.886   -   -   -   -    32.056.844
1425   AVA      811.117   BARRAZA OBANDO ELIECER SAMUEL       101.238.662   -   -   -   -    71.766.952
1426   AVA    5.814.875   BARRERO BARRERO ANCIZAR               7.932.028   -   -   -   -     6.032.549
1427   AVA      265.567   BARRERO PALMA JAIME                  50.186.455   -   -   -   -    34.913.572
1428   AVA      806.193   BARRIOS BLANCO EDUARDO ENRIQUE       31.855.764   -   -   -   -    21.321.524
1429   AVA      810.942   BARRIOS CAMARGO MARCO TULIO          56.975.512   -   -   -   -    40.013.856
1430   AVA      807.506   BARRIOS CAMARGO RODOLFO              76.841.736   -   -   -   -    52.439.024
1431   AVA    3.695.661   BARRIOS CUELLO ROBERTO ORLANDO       96.312.596   -   -   -   -    72.626.088
1432   AVA      801.394   BARRIOS ESCORCIA HUMBERTO ENRIQUE   152.447.772   -   -   -   -   108.068.512
1433   AVA      819.127   BARRIOS VIANA HECTOR                 10.866.725   -   -   -   -     6.694.335
1434   AVA      821.786   BAYONA MEDINA JOSE GABRIEL           20.417.931   -   -   -   -    13.535.414
1435   AVA    2.920.457   BECERRA MANUEL ANTONIO               18.422.703   -   -   -   -    13.656.365
1436   AVA    2.935.481   BECERRA TRASLAVI|A JAIME             12.743.985   -   -   -   -     9.446.850
1437   AVA    2.891.630   BEJARANO AMAYA CARLOS                27.883.985   -   -   -   -    20.493.190
1438   AVA      156.921   BEJARANO REYES LUIS JAIME            46.789.692   -   -   -   -    31.317.018
1439   AVA      883.052   BELLO TERAN AMADEO                   68.402.634   -   -   -   -    46.679.936
1440   AVA    2.858.736   BELTRAN BARRETO NEFTALI              68.705.064   -   -   -   -    44.707.684

1356   AVA   41.338.615   ALBA ZAMBRANO LEONOR                  2.161.752   -    20.088.370     106.860    20.733.100
1357   AVA      387.326   ALBORNOZ MONROY GRACILIANO           16.202.157   -    57.575.257     335.212    59.279.983
1358   AVA    2.896.484   ALDANA ALDANA JAIME                   5.959.127   -    23.033.033     125.120    23.754.881
1359   AVA       36.179   ALDANA MORENO MISAEL                  6.484.141   -    17.945.027     157.264    18.250.357
1360   AVA       77.360   ALDANA RODRIGUEZ ALVARO GERMAN      113.283.472   -   349.471.488   2.471.107   357.589.612
1361   AVA    2.938.733   ALFARO GARCIA DANIEL                  5.457.271   -    21.093.276     114.583    21.754.362
1362   AVA       77.723   ALFONSO CAPADOR LUIS FRANCISCO       31.420.324   -    98.939.500     678.162   101.333.125
1363   AVA   41.381.465   TORRES GARCIA OLGA MARIA              2.595.159   -    26.326.015     132.224    27.226.468
1364   AVA    3.703.897   ALMEIDA LOPEZ SERGIO                 20.720.018   -    66.629.566     443.226    68.302.166
1365   AVA    6.071.900   ALONSO ACERO ISAURO                  24.179.378   -    77.753.866     517.226    79.705.742
1366   AVA    3.682.500   ALONSO ORTEGA MARIO ENRIQUE           8.475.627   -    25.630.475     187.195    26.199.596
1367   AVA      139.849   ALTAHONA GOMEZ. EUGENIO              25.167.510   -    89.434.122     520.700    92.082.284
1368   AVA      855.045   ALTAHONA GERONIMO MIGUEL ANGEL       11.090.302   -    37.253.180     234.172    38.251.274
1369   AVA      823.947   ALVARADO PRETTEL ROBERTO             17.879.116   -    54.066.820     394.882    55.267.234
1370   AVA      538.870   ALVARADO ROJAS ANIBAL                25.553.350   -    77.273.870     564.377    78.989.557
1371   AVA    2.919.442   ALVARADO RUIZ OROMALDO               12.500.320   -    41.075.858     265.472    42.142.141
1372   AVA      810.365   ALVAREZ BUJATO ALFONSO               10.892.319   -    38.706.451     225.355    39.852.512
1373   AVA      810.188   ALVAREZ CONTRERAS HOMERO             11.493.666   -    35.457.144     250.717    36.280.822
1374   AVA      871.774   ALVAREZ DE LA HOZ HEMEL              10.952.068   -    35.218.674     234.278    36.102.789
1375   AVA    3.321.520   ALVAREZ GARCIA GERMAN                 5.471.669   -    16.879.709     119.356    17.271.800
1376   AVA    7.413.433   ALVAREZ LOPEZ JOSE JOAQUIN            4.326.438   -    19.105.495      94.299    19.771.353
1377   AVA   28.002.780   ALVAREZ MIRNA MARIA                   2.325.962   -    17.563.925     113.515    18.019.848
1378   AVA    5.589.007   ALVAREZ PALLARES CESAR                3.181.850   -    13.657.867      68.598    14.125.130
1379   AVA    3.328.223   ALVAREZ RESTREPO LUIS ALFREDO         6.120.657   -    24.254.501     129.021    25.032.800
1380   AVA      813.417   ALVAREZ VILORIA MANUEL ANTONIO       23.206.184   -    71.589.436     506.208    73.252.477
1381   AVA      811.064   ALVEAR ESCOBAR DAGOBERTO              8.524.789   -    24.406.671     198.090    24.873.246
1382   AVA      849.788   AMARANTO CONRADO EDUARDO JOSE        24.572.068   -    80.743.432     521.843    82.839.552
1383   AVA    6.040.245   AMAYA RAMON                           4.684.077   -    18.561.726      98.739    19.157.452
1384   AVA       13.035   AMORES LEYVA JAIME ANIBAL            21.613.826   -    66.677.122     471.473    68.226.040
1385   AVA    3.691.608   ANAYA HENRIQUEZ DONALDO ENRIQUE      12.292.330   -    41.290.888     259.552    42.397.019
1386   AVA    1.798.703   ANDRADE JULIO CESAR                   2.593.875   -     9.217.477      53.666     9.490.471
1387   AVA    2.365.665   ANDRADE LEMUS INOCENCIO               4.095.745   -    16.230.326      86.337    16.751.202
1388   AVA    3.689.184   ANDRADE TORRES HUMBERTO               1.739.933   -     4.665.538      44.393     4.735.003
1389   AVA      826.267   ANDRADE VARGAS VICTOR MANUEL          5.514.530   -    20.320.607     115.446    20.916.685
1390   AVA      819.638   ANDUEZA CHARRIS LUIS ANGEL           47.080.620   -   167.303.564     974.068   172.257.358
1391   AVA      804.066   ANDUEZA CHARRIS TRIFON ELIAS         46.837.180   -   160.891.012     984.664   165.330.018
1392   AVA      875.552   ANGULO MARQUEZ ALBERTO                6.051.998   -    21.506.106     125.212    22.142.898
1393   AVA       38.004   ANGULO QUANTS ANTONIO JOSE           11.043.927   -    34.776.233     238.367    35.617.555
1394   AVA    3.709.372   ANTEQUERA ANTEQUERA ANTONIO LUIS      4.237.098   -    15.613.372      88.703    16.071.346
1395   AVA   20.480.473   ANZOLA FAJARDO ELSA                   3.416.146   -    22.320.584     195.610    22.700.380
1396   AVA   14.937.112   ARAGON RIVERA OSCAR                     632.022   -     2.791.001      13.776     2.888.368
1397   AVA      534.355   ARANGO BOTERO GUSTAVO                 3.496.269   -     9.375.061      89.204     9.514.591
1398   AVA    6.040.568   ARANGO JAIME SIGIFREDO               10.407.577   -    31.472.733     229.864    32.171.502
1399   AVA    2.940.851   ARANZALES CUENCA ROBERTO             13.072.719   -    34.537.069     343.136    35.013.000
1400   AVA    8.222.110   ARBOLEDA LIBARDO ANTONIO              4.811.637   -    20.092.900     102.779    20.766.671
1401   AVA    2.862.814   ARCE DELGADO CARLOS ARTURO            1.541.354   -     5.815.220      32.290     5.993.140
1402   AVA    2.450.029   ARCE QUIJANO MARCO TULIO              4.973.342   -    12.170.230     161.533    12.257.683
1403   AVA   22.290.930   JULIAO DE ARCE HERCILIA               4.305.350   -    34.694.168     206.932    35.678.051
1404   AVA    2.906.730   ARDILA JACINTO ERNESTO                1.388.588   -     5.646.189      29.439     5.831.514
1405   AVA    2.936.035   ARENAS GOMEZ ALVARO GUILLERMO         8.169.503   -    30.821.897     171.143    31.764.755
1406   AVA    2.926.202   AREVALO MATTA MILCIADES               4.148.283   -    15.286.097      86.844    15.734.530
1407   AVA    3.559.065   ARIAS ARIAS RUBEN DE JESUS            4.623.658   -    18.322.300      97.465    18.910.270
1408   AVA   17.039.003   ARIAS AVILA SALVADOR                  3.605.822   -    14.288.893      76.009    14.747.352
1409   AVA    1.204.887   ARIAS PIEDRAHITA BENJAMIN             6.520.232   -    18.044.910     158.140    18.352.016
1410   AVA    5.394.647   ARIZA ANTONIO JOSE                    3.110.745   -    12.327.039      65.573    12.722.547
1411   AVA    3.704.036   ARIZA SALAZAR FRANCISCO ANTONIO      23.287.304   -    61.523.176     611.252    62.371.091
1412   AVA      855.699   ARIZA VARGAS JOSE MANUEL              6.740.077   -    24.836.653     141.103    25.565.260
1413   AVA    1.691.427   ARMESTO PINO ENRIQUE                 18.004.176   -    59.161.440     382.359    60.697.277
1414   AVA    5.552.128   ARRIETA MADRID JOSE AMILCAR           6.228.902   -    26.737.124     134.289    27.651.673
1415   AVA    3.685.986   ARRIETA PALLARES JOSE GABINO         11.179.520   -    29.116.346     302.492    29.485.832
1416   AVA    3.704.533   ARTETA VARGAS OSWALDO RAFAEL          8.960.169   -    34.632.571     188.132    35.718.138
1417   AVA    7.398.212   ARZUZA PADILLA ADAULFO ASSIS         12.869.624   -    45.732.914     266.264    47.086.995
1418   AVA    2.916.571   AVILA AVILA PABLO EMILIO             15.821.019   -    59.689.535     331.435    61.515.526
1419   AVA      156.855   AVILA GUEVARA ANIBAL                 10.005.311   -    32.174.179     214.026    32.981.910
1420   AVA      871.489   BACA DE LA HOZ HUMBERTO               8.027.155   -    31.809.435     169.209    32.830.120
1421   AVA   17.017.255   BAHAMON GUTIERREZ ARMANDO            15.489.743   -    46.841.309     342.110    47.881.323
1422   AVA   17.009.229   BAQUERO SIERRA ELIAS                  5.115.323   -    14.645.289     118.864    14.925.204
1423   AVA      240.632   BARBOSA ROJAS BERNARDO                3.937.260   -    14.854.492      82.482    15.308.955
1424   AVA    3.789.200   BARBOSA RICARDO JAIME ENRIQUE        10.820.042   -    42.876.886     228.082    44.252.727
1425   AVA      811.117   BARRAZA OBANDO ELIECER SAMUEL        29.471.710   -   101.238.662     619.588   104.031.931
1426   AVA    5.814.875   BARRERO BARRERO ANCIZAR               1.899.479   -     7.932.028      40.574     8.198.046
1427   AVA      265.567   BARRERO PALMA JAIME                  15.272.883   -    50.186.455     324.354    51.489.317
1428   AVA      806.193   BARRIOS BLANCO EDUARDO ENRIQUE       10.534.240   -    31.855.764     232.662    32.563.106
1429   AVA      810.942   BARRIOS CAMARGO MARCO TULIO          16.961.656   -    56.975.512     358.145    58.501.879
1430   AVA      807.506   BARRIOS CAMARGO RODOLFO              24.402.712   -    76.841.736     526.697    78.700.739
1431   AVA    3.695.661   BARRIOS CUELLO ROBERTO ORLANDO       23.686.508   -    96.312.596     502.173    99.474.453
1432   AVA      801.394   BARRIOS ESCORCIA HUMBERTO ENRIQUE    44.379.260   -   152.447.772     932.991   156.653.869
1433   AVA      819.127   BARRIOS VIANA HECTOR                  4.172.390   -    10.866.725     112.895    11.004.599
1434   AVA      821.786   BAYONA MEDINA JOSE GABRIEL            6.882.517   -    20.417.931     154.235    20.848.622
1435   AVA    2.920.457   BECERRA MANUEL ANTONIO                4.766.338   -    18.422.703     100.076    19.000.108
1436   AVA    2.935.481   BECERRA TRASLAVI|A JAIME              3.297.135   -    12.743.985      69.228    13.143.405
1437   AVA    2.891.630   BEJARANO AMAYA CARLOS                 7.390.795   -    27.883.985     154.830    28.737.004
1438   AVA      156.921   BEJARANO REYES LUIS JAIME            15.472.674   -    46.789.692     341.733    47.828.558
1439   AVA      883.052   BELLO TERAN AMADEO                   21.722.698   -    68.402.634     468.853    70.057.503
1440   AVA    2.858.736   BELTRAN BARRETO NEFTALI              23.997.380   -    68.705.064     557.624    70.018.268

1441   AVA    3.709.373   BELTRAN POLO ENRIQUE                102292   400   1   Casado(a)      81   0   22/10/1922   03/08/1954
1442   AVA      880.995   BELLIDO TEJEDOR RAFAEL ANTONIO      102911   400   1   Casado(a)      76   0   25/12/1927   03/12/1962
1443   AVA   22.362.377   BENAVIDES CABRERA MAGALY            103106   400   2   Casado(a)      60   0   15/09/1943   13/08/1962
1444   AVA       77.114   BENAVIDES PULIDO PEDRO A            104090   400   1   Casado(a)      75   0   18/08/1928   08/02/1949
1445   AVA      810.232   BENAVIDES ZAPATA HECTOR ENRIQUE     104635   400   1   Union libre    76   0   15/12/1927   17/03/1952
1446   AVA      870.397   BERMEJO GARCIA RAFAEL OVIDIO        106610   400   1   Casado(a)      74   0   23/02/1930   15/04/1985
1447   AVA    1.700.227   BERMUDEZ CHARRIS MILCIADES ANTONIO  107516   400   1   Casado(a)      69   0   10/08/1934   01/10/1957
1448   AVA       65.619   BERMUDEZ AYALA JUAN DE JESUS        108776   400   1   Casado(a)      83   0   04/10/1920   01/08/1951
1449   AVA    2.847.372   BERNAL GOMEZ CESAR                  110390   400   1   Casado(a)      69   0   11/11/1934   10/03/1958
1450   AVA      811.068   BERNAL MARTINEZ HELIODORO           111473   400   1   Casado(a)      75   0   03/07/1928   01/08/1951
1451   AVA    2.888.940   BERNAL PENA GERMAN FRANCISCO        111974   400   1   Casado(a)      68   0   05/06/1936   12/03/1963
1452   AVA    2.850.186   BERNAL RUIZ PABLO ANTONIO           112092   400   1   Casado(a)      69   0   24/03/1935   23/07/1963
1453   AVA    3.323.552   BETANCOURT ALVAREZ JOSE RAUL        113632   400   1   Soltero(a)     81   0   11/10/1922   06/04/1947
1454   AVA    7.416.409   BLANCO FLORIAN EDUARDO ANTONIO      116690   400   1   Casado(a)      63   0   19/12/1940   16/01/1958
1455   AVA      801.446   BLANCO GUTIERREZ ELMERS ENRIQUE     116874   400   1   Casado(a)      71   0   27/12/1932   06/03/1957
1456   AVA      800.054   BLANCO IBARRA OSWALDO               117235   400   1   Casado(a)      72   0   02/03/1932   16/10/1950
1457   AVA    2.865.519   BOADA CASTRO RAFAEL MARIA           118856   400   1   Casado(a)      68   0   05/06/1936   28/07/1958
1458   AVA   20.145.698   ACOSTA DE BOHORQUEZ LEONOR          120293   400   2   Viudo(a)       79   0   30/08/1924   01/08/1957
1459   AVA    3.688.251   BOHORQUEZ PINZON CASTULO            120470   400   1   Casado(a)      81   0   26/02/1923   10/08/1950
1460   AVA      124.187   BOHORQUEZ SALAS MARCO TULIO         120654   400   1   Casado(a)      72   0   21/11/1931   01/12/1997
1461   AVA      157.139   BOLANOS TRIANA MANUEL VICENTE       121553   400   1   Casado(a)      69   0   01/04/1935   01/08/1957
1462   AVA      810.993   BOLIVAR MENDOZA RAFAEL JOSE         122275   400   1   Soltero(a)     80   0   05/04/1924   30/08/1949
1463   AVA      144.911   BONILLA BONILLA YEZID               123351   400   1   Viudo(a)       81   0   13/08/1922   12/03/1951
1464   AVA      804.594   BONILLA GUTIERREZ JOSE JOAQUIN      123896   400   1   Casado(a)      73   0   01/04/1931   01/04/1954
1465   AVA    3.713.803   BORDA RIVERA ENRIQUE                124972   400   1   Casado(a)      79   0   17/08/1924   01/08/1951
1466   AVA      318.588   BORJA FIGUEROA LUIS JOAQUIN         125156   400   1   Casado(a)      72   0   26/07/1931   16/09/1959
1467   AVA    3.705.412   BORRAS MARIMON ABRAHAN              125510   400   1   Casado(a)      66   0   09/04/1938   06/07/1958
1468   AVA      882.705   BOSSIO FIGUEROA REINALDO            126836   400   1   Casado(a)      74   0   14/02/1930   16/04/1964
1469   AVA      813.214   BOVEA BARRIOS RANULFO               127853   400   1   Casado(a)      83   0   27/05/1921   17/10/1949
1470   AVA      815.527   BOZON MARTINEZ JOAQUIN ANTONIO      128391   400   1   Casado(a)      72   0   07/01/1932   10/12/1969
1471   AVA    1.197.165   BRAVO HENAO BERNARDO                129113   400   1   Casado(a)      90   0   04/12/1913   11/08/1949
1472   AVA      813.005   BRIZNEDA SOLANILLA LUCIANO          131994   400   1   Casado(a)      69   0   25/11/1934   01/02/1955
1473   AVA    3.712.516   BRUGES BARROS BAYARDO               132716   400   1   Casado(a)      65   0   14/08/1938   02/12/1957
1474   AVA      534.334   BUILES RESTREPO GUSTAVO DE JESUS    134330   400   1   Casado(a)      75   0   17/02/1929   01/10/1947
1475   AVA       77.284   BUITRAGO ALDANA FELIX ANTONIO       134514   400   1   Casado(a)      85   0   20/03/1919   17/07/1947
1476   AVA    6.052.300   BUITRAGO BUITRAGO JULIO ERNESTO     134875   400   1   Casado(a)      66   0   07/08/1937   08/02/1960
1477   AVA    2.919.783   BUITRAGO CORTES JOSE ANANIAS        135236   400   1   Casado(a)      65   0   28/12/1938   02/11/1959
1478   AVA    2.886.309   BUITRAGO JIMENEZ MARCOS             135951   400   1   Casado(a)      66   0   13/10/1937   09/03/1959
1479   AVA    3.686.405   BUSTILLO BALLESTAS MIGUEL ANGEL     139370   400   1   Casado(a)      65   0   19/07/1938   06/08/1956
1480   AVA      823.167   CABALLERO FIGUEROA CARLOS           140453   400   1   Casado(a)      77   0   15/02/1927   05/10/1950
1481   AVA    2.891.445   CABALLERO TRUJILLO JOSE EDUARDO     140630   400   1   Casado(a)      68   0   18/06/1936   17/01/1957
1482   AVA      496.222   CABALLERO PEREZ LUIS ENRIQUE        140814   400   1   Casado(a)      65   0   26/11/1938   14/02/1959
1483   AVA      832.459   CABRALES QUINTERO LUIS EDUARDO      143334   400   1   Casado(a)      75   0   30/10/1928   02/06/1958
1484   AVA      891.658   CABRERA ANGULO HUMBERTO             143511   400   1   Casado(a)      75   0   12/10/1928   06/06/1950
1485   AVA      123.924   CABRERA BOLIVAR LORENZO             143872   400   1   Casado(a)      72   0   27/01/1932   02/06/1958
1486   AVA    3.712.187   CABRERA JIMENEZ HUGO RAFAEL         144594   400   1   Casado(a)      71   0   11/07/1932   01/08/1953
1487   AVA      831.578   CABRERA SAAVEDRA MIGUEL ANGEL       145132   400   1   Casado(a)      68   0   08/04/1936   16/01/1958
1488   AVA      223.873   CABUYA CABUYA ARTURO                145504   400   1   Casado(a)      61   0   14/07/1942   22/11/1965
1489   AVA    2.432.841   CAICEDO MONDRAGON LUIS ALFONSO      150371   400   1   Casado(a)      67   0   07/07/1936   03/12/1962
1490   AVA      819.393   CAICEDO ORTEGA LUIS GUILLERMO       150533   400   1   Casado(a)      73   0   19/02/1931   01/08/1956
1491   AVA    3.679.593   CALDERIN BOLA|O JOSE ALBERTO        151616   400   1   Union libre    66   0   03/01/1938   21/03/1960
1492   AVA      108.552   CALDERON CALDERON JAIME             152154   400   1   Casado(a)      73   0   09/01/1931   21/12/1951
1493   AVA    6.061.194   CALDERON CRUZ OMAR                  152386   400   1   Casado(a)      64   0   23/01/1940   16/12/1964
1494   AVA    2.406.230   CALDERON MENESES JORGE ENRIQUE      153230   400   1   Casado(a)      70   0   06/10/1933   08/10/1953
1495   AVA    2.444.418   CALDERON NEUTA MEDARDO              153591   400   1   Casado(a)      67   0   29/09/1936   04/11/1959
1496   AVA    3.322.489   CALLE RESTREPO HERNANDO             156295   400   1   Casado(a)      72   0   01/10/1931   20/12/1954
1497   AVA    5.551.890   CAMACHO AGUSTIN                     156833   400   1   Casado(a)      62   0   16/12/1941   02/06/1961
1498   AVA    7.412.895   CAMACHO MEJIA CARLOS ARTURO         157334   400   1   Casado(a)      62   0   04/11/1941   21/03/1966
1499   AVA      811.062   CAMARGO AMADOR DANIEL               158815   400   1   Casado(a)      69   0   16/09/1934   03/01/1955
1500   AVA    1.097.724   CAMARGO BARON SEGUNDO ELISIO        159176   400   1   Casado(a)      70   0   07/07/1933   12/05/1958
1501   AVA    1.155.135   CAMARGO CAMARGO GUSTAVO             159353   400   1   Casado(a)      78   0   19/06/1926   09/02/1956
1502   AVA      802.655   CAMARGO HUYKE EUGENIO               160075   400   1   Casado(a)      73   0   05/08/1930   15/01/1951
1503   AVA    7.398.707   CAMARGO HERRERA LUIS CARLOS         160790   400   1   Union libre    74   0   09/10/1929   01/04/1953
1504   AVA      848.261   CAMARGO VARELA TULIO ANDRES         161873   400   1   Casado(a)      79   0   24/11/1924   01/08/1949
1505   AVA   22.680.407   CAMPO MENDOZA EMILIA ESTHER         162956   400   2   Soltero(a)     70   0   27/06/1934   04/04/1955
1506   AVA    2.931.120   CAMPOS MONTIEL HUMBERTO             164032   400   1   Casado(a)      67   0   08/01/1937   03/02/1958
1507   AVA    3.684.180   CANDIL ANGULO RAMON                 164931   400   1   Casado(a)      65   0   02/07/1938   01/07/1958
1508   AVA      810.726   CANTILLO CABALLERO AUGUSTO CESAR    167090   400   1   Casado(a)      71   0   17/08/1932   01/08/1953
1509   AVA    3.698.735   CANTILLO RICARDO MARIA              168173   400   1   Casado(a)      73   0   07/07/1930   27/11/1950
1510   AVA    3.324.636   CANAVERAL CORRALES JUAN BAUTISTA    169072   400   1   Casado(a)      83   0   24/05/1921   25/06/1948
1511   AVA      810.176   CARBONELL VARELA MARTIN             171592   400   1   Casado(a)      74   0   05/11/1929   01/03/1951
1512   AVA    1.698.532   CARBONO PEZZOTY ALEJANDRO ALFONSO   171776   400   1   Casado(a)      72   0   03/05/1932   18/07/1957
1513   AVA    4.970.292   CARBONO TRUYO MIGUEL JERONIMO       171835   400   1   Casado(a)      67   0   24/07/1936   20/04/1964
1514   AVA      121.789   CARDENAS ALDANA JOSE ANTONIO        171953   400   1   Casado(a)      71   0   23/05/1933   03/01/1955
1515   AVA    2.273.075   CARDENAS FUQUEN SAUL                172690   400   1   Casado(a)      61   0   28/09/1942   16/11/1966
1516   AVA   17.054.161   CARDENAS MUNOZ HECTOR ARMANDO       172966   400   1   Soltero(a)     62   0   21/12/1941   18/12/1962
1517   AVA   17.059.915   CARDENAS POVEDA SAUL                173935   400   1   Casado(a)      62   0   24/10/1941   01/05/1962
1518   AVA      518.832   CARDENO GALEANO ISMAEL ANTONIO      174296   400   1   Casado(a)      76   0   13/01/1928   27/07/1953
1519   AVA   17.049.967   CARDONA CONTRERAS CARLOS EDUARDO    174473   400   1   Casado(a)      62   0   05/08/1941   01/04/1959
1520   AVA    2.928.123   CARDENAS BARACALDO PABLO EMILIO     175416   400   1   Casado(a)      64   0   11/08/1939   03/08/1964
1521   AVA      811.012   CARDOZO RUEDA GUSTAVO               175910   400   1   Casado(a)      73   0   29/06/1931   01/03/1952
1522   AVA      810.927   CARDOZO RODRIGUEZ JAIME             176271   400   1   Casado(a)      75   0   20/06/1929   07/01/1955
1523   AVA    3.685.426   CARMONA BARRIOS LUIS RAMON          176632   400   1   Soltero(a)     65   0   05/07/1938   16/06/1958
1524   AVA    2.864.604   CARO ANATOLIO                       177892   400   1   Casado(a)      67   0   28/08/1936   03/09/1959
1525   AVA   22.332.222   CARPINTERO RANGEL CIRA RAQUEL       179152   400   2   Soltero(a)     63   0   09/01/1941   06/08/1961

1441   AVA    3.709.373   BELTRAN POLO ENRIQUE                JUBILACION COMPARTIDA      91.443     7.448.113     4.105.877   -
1442   AVA      880.995   BELLIDO TEJEDOR RAFAEL ANTONIO      JUBILACION COMPARTIDA     134.002    13.639.123     6.541.768   -
1443   AVA   22.362.377   BENAVIDES CABRERA MAGALY            JUBILACION COMPARTIDA     115.908    20.706.534     2.496.979   -
1444   AVA       77.114   BENAVIDES PULIDO PEDRO A            JUBILACION COMPARTIDA     567.933    60.214.264    28.020.952   -
1445   AVA      810.232   BENAVIDES ZAPATA HECTOR ENRIQUE     JUBILACION COMPARTIDA     389.168    39.610.676    18.998.574   -
1446   AVA      870.397   BERMEJO GARCIA RAFAEL OVIDIO        JUBILACION COMPARTIDA     369.961    40.807.712    18.417.444   -
1447   AVA    1.700.227   BERMUDEZ CHARRIS MILCIADES ANTONIO  JUBILACION COMPARTIDA     294.820    38.749.288    15.174.645   -
1448   AVA       65.619   BERMUDEZ AYALA JUAN DE JESUS        JUBILACION COMPARTIDA      64.285     4.747.198     2.754.717   -
1449   AVA    2.847.372   BERNAL GOMEZ CESAR                  JUBILACION COMPARTIDA   1.382.295   181.680.160    71.147.944   -
1450   AVA      811.068   BERNAL MARTINEZ HELIODORO           JUBILACION COMPARTIDA     259.179    27.479.072    12.787.498   -
1451   AVA    2.888.940   BERNAL PENA GERMAN FRANCISCO        JUBILACION COMPARTIDA     134.668    18.392.258     6.850.204   -
1452   AVA    2.850.186   BERNAL RUIZ PABLO ANTONIO           JUBILACION COMPARTIDA     279.875    36.785.008    14.405.412   -
1453   AVA    3.323.552   BETANCOURT ALVAREZ JOSE RAUL        JUBILACION COMPARTIDA      70.574     5.748.314     3.168.839   -
1454   AVA    7.416.409   BLANCO FLORIAN EDUARDO ANTONIO      JUBILACION COMPARTIDA     298.778    47.305.656    14.895.210   -
1455   AVA      801.446   BLANCO GUTIERREZ ELMERS ENRIQUE     JUBILACION COMPARTIDA     855.969   105.581.704    43.358.028   -
1456   AVA      800.054   BLANCO IBARRA OSWALDO               JUBILACION COMPARTIDA     575.572    68.479.400    29.028.042   -
1457   AVA    2.865.519   BOADA CASTRO RAFAEL MARIA           JUBILACION COMPARTIDA     508.451    69.441.608    25.863.554   -
1458   AVA   20.145.698   ACOSTA DE BOHORQUEZ LEONOR          JUBILACION COMPARTIDA      11.941     1.126.413       210.004   -
1459   AVA    3.688.251   BOHORQUEZ PINZON CASTULO            JUBILACION COMPARTIDA     148.841    12.123.230     6.683.101   -
1460   AVA      124.187   BOHORQUEZ SALAS MARCO TULIO         JUBILACION COMPARTIDA     198.966    23.672.228    10.034.528   -
1461   AVA      157.139   BOLANOS TRIANA MANUEL VICENTE       JUBILACION COMPARTIDA     470.676    61.862.696    24.226.108   -
1462   AVA      810.993   BOLIVAR MENDOZA RAFAEL JOSE         JUBILACION COMPARTIDA      32.006     2.732.630     1.466.771   -
1463   AVA      144.911   BONILLA BONILLA YEZID               JUBILACION COMPARTIDA     172.316    14.035.289     7.737.150   -
1464   AVA      804.594   BONILLA GUTIERREZ JOSE JOAQUIN      JUBILACION COMPARTIDA      86.219     9.882.966     4.323.287   -
1465   AVA    3.713.803   BORDA RIVERA ENRIQUE                JUBILACION COMPARTIDA     547.446    48.931.768    25.579.278   -
1466   AVA      318.588   BORJA FIGUEROA LUIS JOAQUIN         JUBILACION COMPARTIDA     171.327    20.383.844     8.640.600   -
1467   AVA    3.705.412   BORRAS MARIMON ABRAHAN              JUBILACION COMPARTIDA     149.469    21.720.242     7.580.788   -
1468   AVA      882.705   BOSSIO FIGUEROA REINALDO            JUBILACION COMPARTIDA     493.718    54.458.452    24.578.332   -
1469   AVA      813.214   BOVEA BARRIOS RANULFO               JUBILACION COMPARTIDA      79.699     5.885.462     3.415.233   -
1470   AVA      815.527   BOZON MARTINEZ JOAQUIN ANTONIO      JUBILACION COMPARTIDA     637.696    75.870.680    32.161.166   -
1471   AVA    1.197.165   BRAVO HENAO BERNARDO                JUBILACION COMPARTIDA     129.478     6.520.298     4.421.296   -
1472   AVA      813.005   BRIZNEDA SOLANILLA LUCIANO          JUBILACION COMPARTIDA     227.613    29.916.020    11.715.441   -
1473   AVA    3.712.516   BRUGES BARROS BAYARDO               JUBILACION COMPARTIDA     231.578    34.660.524    11.698.852   -
1474   AVA      534.334   BUILES RESTREPO GUSTAVO DE JESUS    JUBILACION COMPARTIDA      89.341     9.472.249     4.407.949   -
1475   AVA       77.284   BUITRAGO ALDANA FELIX ANTONIO       JUBILACION COMPARTIDA      69.427     4.624.750     2.816.673   -
1476   AVA    6.052.300   BUITRAGO BUITRAGO JULIO ERNESTO     JUBILACION COMPARTIDA      85.885    12.480.467     4.355.927   -
1477   AVA    2.919.783   BUITRAGO CORTES JOSE ANANIAS        JUBILACION COMPARTIDA      88.252    13.208.769     4.458.313   -
1478   AVA    2.886.309   BUITRAGO JIMENEZ MARCOS             JUBILACION COMPARTIDA      73.747    10.716.621     3.740.310   -
1479   AVA    3.686.405   BUSTILLO BALLESTAS MIGUEL ANGEL     JUBILACION COMPARTIDA      88.495    13.245.140     4.470.589   -
1480   AVA      823.167   CABALLERO FIGUEROA CARLOS           JUBILACION COMPARTIDA     298.187    29.099.886    14.377.264   -
1481   AVA    2.891.445   CABALLERO TRUJILLO JOSE EDUARDO     JUBILACION COMPARTIDA     124.340    16.981.714     6.324.847   -
1482   AVA      496.222   CABALLERO PEREZ LUIS ENRIQUE        JUBILACION COMPARTIDA     235.357    35.226.128    11.889.759   -
1483   AVA      832.459   CABRALES QUINTERO LUIS EDUARDO      JUBILACION COMPARTIDA     264.827    28.077.894    13.066.162   -
1484   AVA      891.658   CABRERA ANGULO HUMBERTO             JUBILACION COMPARTIDA     243.122    25.776.654    11.995.270   -
1485   AVA      123.924   CABRERA BOLIVAR LORENZO             JUBILACION COMPARTIDA     298.027    35.458.136    15.030.510   -
1486   AVA    3.712.187   CABRERA JIMENEZ HUGO RAFAEL         JUBILACION COMPARTIDA     551.857    68.070.224    27.953.618   -
1487   AVA      831.578   CABRERA SAAVEDRA MIGUEL ANGEL       JUBILACION COMPARTIDA     216.165    29.522.700    10.995.740   -
1488   AVA      223.873   CABUYA CABUYA ARTURO                JUBILACION COMPARTIDA      35.935     5.997.441     1.755.698   -
1489   AVA    2.432.841   CAICEDO MONDRAGON LUIS ALFONSO      JUBILACION COMPARTIDA      80.491    11.345.154     4.091.589   -
1490   AVA      819.393   CAICEDO ORTEGA LUIS GUILLERMO       JUBILACION COMPARTIDA     915.763   104.970.536    45.919.184   -
1491   AVA    3.679.593   CALDERIN BOLA|O JOSE ALBERTO        JUBILACION COMPARTIDA      95.917    13.938.278     4.864.731   -
1492   AVA      108.552   CALDERON CALDERON JAIME             JUBILACION COMPARTIDA     274.462    31.460.568    13.762.371   -
1493   AVA    6.061.194   CALDERON CRUZ OMAR                  JUBILACION COMPARTIDA     260.309    40.090.136    13.075.126   -
1494   AVA    2.406.230   CALDERON MENESES JORGE ENRIQUE      JUBILACION COMPARTIDA     295.237    37.709.904    15.001.858   -
1495   AVA    2.444.418   CALDERON NEUTA MEDARDO              JUBILACION COMPARTIDA      98.188    13.839.535     4.991.178   -
1496   AVA    3.322.489   CALLE RESTREPO HERNANDO             JUBILACION COMPARTIDA      78.214     9.305.609     3.944.597   -
1497   AVA    5.551.890   CAMACHO AGUSTIN                     JUBILACION COMPARTIDA      48.448     7.879.009     2.393.068   -
1498   AVA    7.412.895   CAMACHO MEJIA CARLOS ARTURO         JUBILACION COMPARTIDA     135.491    22.034.652     6.692.519   -
1499   AVA      811.062   CAMARGO AMADOR DANIEL               JUBILACION COMPARTIDA     180.986    23.787.662     9.315.509   -
1500   AVA    1.097.724   CAMARGO BARON SEGUNDO ELISIO        JUBILACION COMPARTIDA     321.332    41.042.956    16.327.821   -
1501   AVA    1.155.135   CAMARGO CAMARGO GUSTAVO             JUBILACION COMPARTIDA     202.703    18.943.414     9.632.387   -
1502   AVA      802.655   CAMARGO HUYKE EUGENIO               JUBILACION COMPARTIDA     351.442    40.284.500    17.622.386   -
1503   AVA    7.398.707   CAMARGO HERRERA LUIS CARLOS         JUBILACION COMPARTIDA     307.072    33.870.884    15.286.697   -
1504   AVA      848.261   CAMARGO VARELA TULIO ANDRES         JUBILACION COMPARTIDA     111.351     9.952.765     5.202.848   -
1505   AVA   22.680.407   CAMPO MENDOZA EMILIA ESTHER         JUBILACION COMPARTIDA      74.919    10.043.289     1.596.279   -
1506   AVA    2.931.120   CAMPOS MONTIEL HUMBERTO             JUBILACION COMPARTIDA      22.089     3.113.430     1.122.847   -
1507   AVA    3.684.180   CANDIL ANGULO RAMON                 JUBILACION COMPARTIDA      16.486     2.467.477       832.839   -
1508   AVA      810.726   CANTILLO CABALLERO AUGUSTO CESAR    JUBILACION COMPARTIDA     235.218    29.013.568    11.914.670   -
1509   AVA    3.698.735   CANTILLO RICARDO MARIA              JUBILACION COMPARTIDA     217.541    24.935.924    10.908.178   -
1510   AVA    3.324.636   CANAVERAL CORRALES JUAN BAUTISTA    JUBILACION COMPARTIDA      25.974     1.918.079     1.113.028   -
1511   AVA      810.176   CARBONELL VARELA MARTIN             JUBILACION COMPARTIDA     543.719    59.973.700    27.067.488   -
1512   AVA    1.698.532   CARBONO PEZZOTY ALEJANDRO ALFONSO   JUBILACION COMPARTIDA     351.763    41.851.444    17.740.598   -
1513   AVA    4.970.292   CARBONO TRUYO MIGUEL JERONIMO       JUBILACION COMPARTIDA     196.158    27.648.342     9.971.274   -
1514   AVA      121.789   CARDENAS ALDANA JOSE ANTONIO        JUBILACION COMPARTIDA     325.287    40.123.360    16.477.002   -
1515   AVA    2.273.075   CARDENAS FUQUEN SAUL                JUBILACION COMPARTIDA      55.390     9.244.421     2.706.222   -
1516   AVA   17.054.161   CARDENAS MUNOZ HECTOR ARMANDO       JUBILACION COMPARTIDA     180.365    29.332.426     8.909.051   -
1517   AVA   17.059.915   CARDENAS POVEDA SAUL                JUBILACION COMPARTIDA      89.921    14.623.686     4.441.609   -
1518   AVA      518.832   CARDENO GALEANO ISMAEL ANTONIO      JUBILACION COMPARTIDA     161.000    16.387.059     7.859.769   -
1519   AVA   17.049.967   CARDONA CONTRERAS CARLOS EDUARDO    JUBILACION COMPARTIDA     124.469    20.242.162     6.148.092   -
1520   AVA    2.928.123   CARDENAS BARACALDO PABLO EMILIO     JUBILACION COMPARTIDA     104.942    16.162.096     5.271.158   -
1521   AVA      811.012   CARDOZO RUEDA GUSTAVO               JUBILACION COMPARTIDA     316.240    36.249.424    15.857.250   -
1522   AVA      810.927   CARDOZO RODRIGUEZ JAIME             JUBILACION COMPARTIDA     164.842    17.477.130     8.133.054   -
1523   AVA    3.685.426   CARMONA BARRIOS LUIS RAMON          JUBILACION COMPARTIDA     121.876    18.241.310     6.156.929   -
1524   AVA    2.864.604   CARO ANATOLIO                       JUBILACION COMPARTIDA      87.887    12.387.615     4.467.549   -
1525   AVA   22.332.222   CARPINTERO RANGEL CIRA RAQUEL       JUBILACION COMPARTIDA     108.505    17.946.710     2.391.704   -

1441   AVA    3.709.373   BELTRAN POLO ENRIQUE                  11.553.990   -   -   -   -     7.448.113
1442   AVA      880.995   BELLIDO TEJEDOR RAFAEL ANTONIO        20.180.891   -   -   -   -    13.639.123
1443   AVA   22.362.377   BENAVIDES CABRERA MAGALY              23.203.513   -   -   -   -    20.706.534
1444   AVA       77.114   BENAVIDES PULIDO PEDRO A              88.235.216   -   -   -   -    60.214.264
1445   AVA      810.232   BENAVIDES ZAPATA HECTOR ENRIQUE       58.609.250   -   -   -   -    39.610.676
1446   AVA      870.397   BERMEJO GARCIA RAFAEL OVIDIO          59.225.156   -   -   -   -    40.807.712
1447   AVA    1.700.227   BERMUDEZ CHARRIS MILCIADES ANTONIO    53.923.933   -   -   -   -    38.749.288
1448   AVA       65.619   BERMUDEZ AYALA JUAN DE JESUS           7.501.915   -   -   -   -     4.747.198
1449   AVA    2.847.372   BERNAL GOMEZ CESAR                   252.828.104   -   -   -   -   181.680.160
1450   AVA      811.068   BERNAL MARTINEZ HELIODORO             40.266.570   -   -   -   -    27.479.072
1451   AVA    2.888.940   BERNAL PENA GERMAN FRANCISCO          25.242.462   -   -   -   -    18.392.258
1452   AVA    2.850.186   BERNAL RUIZ PABLO ANTONIO             51.190.420   -   -   -   -    36.785.008
1453   AVA    3.323.552   BETANCOURT ALVAREZ JOSE RAUL           8.917.153   -   -   -   -     5.748.314
1454   AVA    7.416.409   BLANCO FLORIAN EDUARDO ANTONIO        62.200.866   -   -   -   -    47.305.656
1455   AVA      801.446   BLANCO GUTIERREZ ELMERS ENRIQUE      148.939.732   -   -   -   -   105.581.704
1456   AVA      800.054   BLANCO IBARRA OSWALDO                 97.507.442   -   -   -   -    68.479.400
1457   AVA    2.865.519   BOADA CASTRO RAFAEL MARIA             95.305.162   -   -   -   -    69.441.608
1458   AVA   20.145.698   ACOSTA DE BOHORQUEZ LEONOR             1.336.417   -   -   -   -     1.126.413
1459   AVA    3.688.251   BOHORQUEZ PINZON CASTULO              18.806.331   -   -   -   -    12.123.230
1460   AVA      124.187   BOHORQUEZ SALAS MARCO TULIO           33.706.756   -   -   -   -    23.672.228
1461   AVA      157.139   BOLANOS TRIANA MANUEL VICENTE         86.088.804   -   -   -   -    61.862.696
1462   AVA      810.993   BOLIVAR MENDOZA RAFAEL JOSE            4.199.401   -   -   -   -     2.732.630
1463   AVA      144.911   BONILLA BONILLA YEZID                 21.772.439   -   -   -   -    14.035.289
1464   AVA      804.594   BONILLA GUTIERREZ JOSE JOAQUIN        14.206.253   -   -   -   -     9.882.966
1465   AVA    3.713.803   BORDA RIVERA ENRIQUE                  74.511.046   -   -   -   -    48.931.768
1466   AVA      318.588   BORJA FIGUEROA LUIS JOAQUIN           29.024.444   -   -   -   -    20.383.844
1467   AVA    3.705.412   BORRAS MARIMON ABRAHAN                29.301.030   -   -   -   -    21.720.242
1468   AVA      882.705   BOSSIO FIGUEROA REINALDO              79.036.784   -   -   -   -    54.458.452
1469   AVA      813.214   BOVEA BARRIOS RANULFO                  9.300.695   -   -   -   -     5.885.462
1470   AVA      815.527   BOZON MARTINEZ JOAQUIN ANTONIO       108.031.846   -   -   -   -    75.870.680
1471   AVA    1.197.165   BRAVO HENAO BERNARDO                  10.941.594   -   -   -   -     6.520.298
1472   AVA      813.005   BRIZNEDA SOLANILLA LUCIANO            41.631.461   -   -   -   -    29.916.020
1473   AVA    3.712.516   BRUGES BARROS BAYARDO                 46.359.376   -   -   -   -    34.660.524
1474   AVA      534.334   BUILES RESTREPO GUSTAVO DE JESUS      13.880.198   -   -   -   -     9.472.249
1475   AVA       77.284   BUITRAGO ALDANA FELIX ANTONIO          7.441.423   -   -   -   -     4.624.750
1476   AVA    6.052.300   BUITRAGO BUITRAGO JULIO ERNESTO       16.836.394   -   -   -   -    12.480.467
1477   AVA    2.919.783   BUITRAGO CORTES JOSE ANANIAS          17.667.082   -   -   -   -    13.208.769
1478   AVA    2.886.309   BUITRAGO JIMENEZ MARCOS               14.456.931   -   -   -   -    10.716.621
1479   AVA    3.686.405   BUSTILLO BALLESTAS MIGUEL ANGEL       17.715.729   -   -   -   -    13.245.140
1480   AVA      823.167   CABALLERO FIGUEROA CARLOS             43.477.150   -   -   -   -    29.099.886
1481   AVA    2.891.445   CABALLERO TRUJILLO JOSE EDUARDO       23.306.561   -   -   -   -    16.981.714
1482   AVA      496.222   CABALLERO PEREZ LUIS ENRIQUE          47.115.887   -   -   -   -    35.226.128
1483   AVA      832.459   CABRALES QUINTERO LUIS EDUARDO        41.144.056   -   -   -   -    28.077.894
1484   AVA      891.658   CABRERA ANGULO HUMBERTO               37.771.924   -   -   -   -    25.776.654
1485   AVA      123.924   CABRERA BOLIVAR LORENZO               50.488.646   -   -   -   -    35.458.136
1486   AVA    3.712.187   CABRERA JIMENEZ HUGO RAFAEL           96.023.842   -   -   -   -    68.070.224
1487   AVA      831.578   CABRERA SAAVEDRA MIGUEL ANGEL         40.518.440   -   -   -   -    29.522.700
1488   AVA      223.873   CABUYA CABUYA ARTURO                   7.753.139   -   -   -   -     5.997.441
1489   AVA    2.432.841   CAICEDO MONDRAGON LUIS ALFONSO        15.436.743   -   -   -   -    11.345.154
1490   AVA      819.393   CAICEDO ORTEGA LUIS GUILLERMO        150.889.720   -   -   -   -   104.970.536
1491   AVA    3.679.593   CALDERIN BOLA|O JOSE ALBERTO          18.803.009   -   -   -   -    13.938.278
1492   AVA      108.552   CALDERON CALDERON JAIME               45.222.939   -   -   -   -    31.460.568
1493   AVA    6.061.194   CALDERON CRUZ OMAR                    53.165.262   -   -   -   -    40.090.136
1494   AVA    2.406.230   CALDERON MENESES JORGE ENRIQUE        52.711.762   -   -   -   -    37.709.904
1495   AVA    2.444.418   CALDERON NEUTA MEDARDO                18.830.713   -   -   -   -    13.839.535
1496   AVA    3.322.489   CALLE RESTREPO HERNANDO               13.250.206   -   -   -   -     9.305.609
1497   AVA    5.551.890   CAMACHO AGUSTIN                       10.272.077   -   -   -   -     7.879.009
1498   AVA    7.412.895   CAMACHO MEJIA CARLOS ARTURO           28.727.171   -   -   -   -    22.034.652
1499   AVA      811.062   CAMARGO AMADOR DANIEL                 33.103.171   -   -   -   -    23.787.662
1500   AVA    1.097.724   CAMARGO BARON SEGUNDO ELISIO          57.370.777   -   -   -   -    41.042.956
1501   AVA    1.155.135   CAMARGO CAMARGO GUSTAVO               28.575.801   -   -   -   -    18.943.414
1502   AVA      802.655   CAMARGO HUYKE EUGENIO                 57.906.886   -   -   -   -    40.284.500
1503   AVA    7.398.707   CAMARGO HERRERA LUIS CARLOS           49.157.581   -   -   -   -    33.870.884
1504   AVA      848.261   CAMARGO VARELA TULIO ANDRES           15.155.613   -   -   -   -     9.952.765
1505   AVA   22.680.407   CAMPO MENDOZA EMILIA ESTHER           11.639.568   -   -   -   -    10.043.289
1506   AVA    2.931.120   CAMPOS MONTIEL HUMBERTO                4.236.277   -   -   -   -     3.113.430
1507   AVA    3.684.180   CANDIL ANGULO RAMON                    3.300.316   -   -   -   -     2.467.477
1508   AVA      810.726   CANTILLO CABALLERO AUGUSTO CESAR      40.928.238   -   -   -   -    29.013.568
1509   AVA    3.698.735   CANTILLO RICARDO MARIA                35.844.102   -   -   -   -    24.935.924
1510   AVA    3.324.636   CANAVERAL CORRALES JUAN BAUTISTA       3.031.107   -   -   -   -     1.918.079
1511   AVA      810.176   CARBONELL VARELA MARTIN               87.041.188   -   -   -   -    59.973.700
1512   AVA    1.698.532   CARBONO PEZZOTY ALEJANDRO ALFONSO     59.592.042   -   -   -   -    41.851.444
1513   AVA    4.970.292   CARBONO TRUYO MIGUEL JERONIMO         37.619.616   -   -   -   -    27.648.342
1514   AVA      121.789   CARDENAS ALDANA JOSE ANTONIO          56.600.362   -   -   -   -    40.123.360
1515   AVA    2.273.075   CARDENAS FUQUEN SAUL                  11.950.643   -   -   -   -     9.244.421
1516   AVA   17.054.161   CARDENAS MUNOZ HECTOR ARMANDO         38.241.477   -   -   -   -    29.332.426
1517   AVA   17.059.915   CARDENAS POVEDA SAUL                  19.065.295   -   -   -   -    14.623.686
1518   AVA      518.832   CARDENO GALEANO ISMAEL ANTONIO        24.246.828   -   -   -   -    16.387.059
1519   AVA   17.049.967   CARDONA CONTRERAS CARLOS EDUARDO      26.390.254   -   -   -   -    20.242.162
1520   AVA    2.928.123   CARDENAS BARACALDO PABLO EMILIO       21.433.254   -   -   -   -    16.162.096
1521   AVA      811.012   CARDOZO RUEDA GUSTAVO                 52.106.674   -   -   -   -    36.249.424
1522   AVA      810.927   CARDOZO RODRIGUEZ JAIME               25.610.184   -   -   -   -    17.477.130
1523   AVA    3.685.426   CARMONA BARRIOS LUIS RAMON            24.398.239   -   -   -   -    18.241.310
1524   AVA    2.864.604   CARO ANATOLIO                         16.855.164   -   -   -   -    12.387.615
1525   AVA   22.332.222   CARPINTERO RANGEL CIRA RAQUEL         20.338.414   -   -   -   -    17.946.710

1441   AVA    3.709.373   BELTRAN POLO ENRIQUE                 4.105.877   -    11.553.990      97.378   11.762.922
1442   AVA      880.995   BELLIDO TEJEDOR RAFAEL ANTONIO       6.541.768   -    20.180.891     142.699   20.649.725
1443   AVA   22.362.377   BENAVIDES CABRERA MAGALY             2.496.979   -    23.203.513     123.430   23.948.027
1444   AVA       77.114   BENAVIDES PULIDO PEDRO A            28.020.952   -    88.235.216     604.792   90.369.939
1445   AVA      810.232   BENAVIDES ZAPATA HECTOR ENRIQUE     18.998.574   -    58.609.250     414.425   59.970.723
1446   AVA      870.397   BERMEJO GARCIA RAFAEL OVIDIO        18.417.444   -    59.225.156     393.972   60.712.010
1447   AVA    1.700.227   BERMUDEZ CHARRIS MILCIADES ANTONIO  15.174.645   -    53.923.933     313.954   55.520.646
1448   AVA       65.619   BERMUDEZ AYALA JUAN DE JESUS         2.754.717   -     7.501.915      68.457    7.621.605
1449   AVA    2.847.372   BERNAL GOMEZ CESAR                  71.147.944   -   252.828.104   1.472.006  260.314.338
1450   AVA      811.068   BERNAL MARTINEZ HELIODORO           12.787.498   -    40.266.570     276.000   41.240.796
1451   AVA    2.888.940   BERNAL PENA GERMAN FRANCISCO         6.850.204   -    25.242.462     143.408   25.982.884
1452   AVA    2.850.186   BERNAL RUIZ PABLO ANTONIO           14.405.412   -    51.190.420     298.039   52.706.187
1453   AVA    3.323.552   BETANCOURT ALVAREZ JOSE RAUL         3.168.839   -     8.917.153      75.154    9.078.340
1454   AVA    7.416.409   BLANCO FLORIAN EDUARDO ANTONIO      14.895.210   -    62.200.866     318.169   64.286.584
1455   AVA      801.446   BLANCO GUTIERREZ ELMERS ENRIQUE     43.358.028   -   148.939.732     911.521  153.048.938
1456   AVA      800.054   BLANCO IBARRA OSWALDO               29.028.042   -    97.507.442     612.927  100.119.735
1457   AVA    2.865.519   BOADA CASTRO RAFAEL MARIA           25.863.554   -    95.305.162     541.450   98.100.744
1458   AVA   20.145.698   ACOSTA DE BOHORQUEZ LEONOR             210.004   -     1.336.417      12.716    1.356.302
1459   AVA    3.688.251   BOHORQUEZ PINZON CASTULO             6.683.101   -    18.806.331     158.501   19.146.366
1460   AVA      124.187   BOHORQUEZ SALAS MARCO TULIO         10.034.528   -    33.706.756     211.879   34.609.780
1461   AVA      157.139   BOLANOS TRIANA MANUEL VICENTE       24.226.108   -    86.088.804     501.223   88.637.908
1462   AVA      810.993   BOLIVAR MENDOZA RAFAEL JOSE          1.466.771   -     4.199.401      34.083    4.279.645
1463   AVA      144.911   BONILLA BONILLA YEZID                7.737.150   -    21.772.439     183.499   22.166.036
1464   AVA      804.594   BONILLA GUTIERREZ JOSE JOAQUIN       4.323.287   -    14.206.253      91.815   14.575.100
1465   AVA    3.713.803   BORDA RIVERA ENRIQUE                25.579.278   -    74.511.046     582.975   75.994.769
1466   AVA      318.588   BORJA FIGUEROA LUIS JOAQUIN          8.640.600   -    29.024.444     182.446   29.801.990
1467   AVA    3.705.412   BORRAS MARIMON ABRAHAN               7.580.788   -    29.301.030     159.170   30.219.505
1468   AVA      882.705   BOSSIO FIGUEROA REINALDO            24.578.332   -    79.036.784     525.760   81.020.849
1469   AVA      813.214   BOVEA BARRIOS RANULFO                3.415.233   -     9.300.695      84.872    9.449.156
1470   AVA      815.527   BOZON MARTINEZ JOAQUIN ANTONIO      32.161.166   -   108.031.846     679.083  110.926.111
1471   AVA    1.197.165   BRAVO HENAO BERNARDO                 4.421.296   -    10.941.594     137.881   11.032.155
1472   AVA      813.005   BRIZNEDA SOLANILLA LUCIANO          11.715.441   -    41.631.461     242.385   42.864.154
1473   AVA    3.712.516   BRUGES BARROS BAYARDO               11.698.852   -    46.359.376     246.607   47.846.968
1474   AVA      534.334   BUILES RESTREPO GUSTAVO DE JESUS     4.407.949   -    13.880.198      95.139   14.215.972
1475   AVA       77.284   BUITRAGO ALDANA FELIX ANTONIO        2.816.673   -     7.441.423      73.933    7.543.996
1476   AVA    6.052.300   BUITRAGO BUITRAGO JULIO ERNESTO      4.355.927   -    16.836.394      91.459   17.364.112
1477   AVA    2.919.783   BUITRAGO CORTES JOSE ANANIAS         4.458.313   -    17.667.082      93.980   18.234.106
1478   AVA    2.886.309   BUITRAGO JIMENEZ MARCOS              3.740.310   -    14.456.931      78.533   14.910.023
1479   AVA    3.686.405   BUSTILLO BALLESTAS MIGUEL ANGEL      4.470.589   -    17.715.729      94.238   18.284.164
1480   AVA      823.167   CABALLERO FIGUEROA CARLOS           14.377.264   -    43.477.150     317.539   44.442.392
1481   AVA    2.891.445   CABALLERO TRUJILLO JOSE EDUARDO      6.324.847   -    23.306.561     132.410   23.990.248
1482   AVA      496.222   CABALLERO PEREZ LUIS ENRIQUE        11.889.759   -    47.115.887     250.632   48.627.904
1483   AVA      832.459   CABRALES QUINTERO LUIS EDUARDO      13.066.162   -    41.144.056     282.014   42.139.428
1484   AVA      891.658   CABRERA ANGULO HUMBERTO             11.995.270   -    37.771.924     258.901   38.685.810
1485   AVA      123.924   CABRERA BOLIVAR LORENZO             15.030.510   -    50.488.646     317.369   51.841.246
1486   AVA    3.712.187   CABRERA JIMENEZ HUGO RAFAEL         27.953.618   -    96.023.842     587.673   98.673.242
1487   AVA      831.578   CABRERA SAAVEDRA MIGUEL ANGEL       10.995.740   -    40.518.440     230.194   41.706.904
1488   AVA      223.873   CABUYA CABUYA ARTURO                 1.755.698   -     7.753.139      38.267    8.023.313
1489   AVA    2.432.841   CAICEDO MONDRAGON LUIS ALFONSO       4.091.589   -    15.436.743      85.715   15.909.012
1490   AVA      819.393   CAICEDO ORTEGA LUIS GUILLERMO       45.919.184   -   150.889.720     975.196  154.806.709
1491   AVA    3.679.593   CALDERIN BOLA|O JOSE ALBERTO         4.864.731   -    18.803.009     102.142   19.392.353
1492   AVA      108.552   CALDERON CALDERON JAIME             13.762.371   -    45.222.939     292.275   46.396.962
1493   AVA    6.061.194   CALDERON CRUZ OMAR                  13.075.126   -    53.165.262     277.203   54.910.596
1494   AVA    2.406.230   CALDERON MENESES JORGE ENRIQUE      15.001.858   -    52.711.762     314.398   54.206.731
1495   AVA    2.444.418   CALDERON NEUTA MEDARDO               4.991.178   -    18.830.713     104.560   19.406.712
1496   AVA    3.322.489   CALLE RESTREPO HERNANDO              3.944.597   -    13.250.206      83.290   13.605.165
1497   AVA    5.551.890   CAMACHO AGUSTIN                      2.393.068   -    10.272.077      51.592   10.623.395
1498   AVA    7.412.895   CAMACHO MEJIA CARLOS ARTURO          6.692.519   -    28.727.171     144.284   29.709.759
1499   AVA      811.062   CAMARGO AMADOR DANIEL                9.315.509   -    33.103.171     192.732   34.083.354
1500   AVA    1.097.724   CAMARGO BARON SEGUNDO ELISIO        16.327.821   -    57.370.777     342.187   58.997.957
1501   AVA    1.155.135   CAMARGO CAMARGO GUSTAVO              9.632.387   -    28.575.801     215.858   29.178.472
1502   AVA      802.655   CAMARGO HUYKE EUGENIO               17.622.386   -    57.906.886     374.251   59.410.176
1503   AVA    7.398.707   CAMARGO HERRERA LUIS CARLOS         15.286.697   -    49.157.581     327.001   50.391.622
1504   AVA      848.261   CAMARGO VARELA TULIO ANDRES          5.202.848   -    15.155.613     118.578   15.457.452
1505   AVA   22.680.407   CAMPO MENDOZA EMILIA ESTHER          1.596.279   -    11.639.568      79.781   11.921.130
1506   AVA    2.931.120   CAMPOS MONTIEL HUMBERTO              1.122.847   -     4.236.277      23.523    4.365.953
1507   AVA    3.684.180   CANDIL ANGULO RAMON                    832.839   -     3.300.316      17.556    3.406.236
1508   AVA      810.726   CANTILLO CABALLERO AUGUSTO CESAR    11.914.670   -    40.928.238     250.484   42.057.520
1509   AVA    3.698.735   CANTILLO RICARDO MARIA              10.908.178   -    35.844.102     231.659   36.774.524
1510   AVA    3.324.636   CANAVERAL CORRALES JUAN BAUTISTA     1.113.028   -     3.031.107      27.660    3.079.504
1511   AVA      810.176   CARBONELL VARELA MARTIN             27.067.488   -    87.041.188     579.006   89.226.180
1512   AVA    1.698.532   CARBONO PEZZOTY ALEJANDRO ALFONSO   17.740.598   -    59.592.042     374.592   61.188.446
1513   AVA    4.970.292   CARBONO TRUYO MIGUEL JERONIMO        9.971.274   -    37.619.616     208.889   38.770.548
1514   AVA      121.789   CARDENAS ALDANA JOSE ANTONIO        16.477.002   -    56.600.362     346.398   58.161.958
1515   AVA    2.273.075   CARDENAS FUQUEN SAUL                 2.706.222   -    11.950.643      58.985   12.367.186
1516   AVA   17.054.161   CARDENAS MUNOZ HECTOR ARMANDO        8.909.051   -    38.241.477     192.071   39.549.660
1517   AVA   17.059.915   CARDENAS POVEDA SAUL                 4.441.609   -    19.065.295      95.757   19.717.485
1518   AVA      518.832   CARDENO GALEANO ISMAEL ANTONIO       7.859.769   -    24.246.828     171.449   24.810.087
1519   AVA   17.049.967   CARDONA CONTRERAS CARLOS EDUARDO     6.148.092   -    26.390.254     132.547   27.292.975
1520   AVA    2.928.123   CARDENAS BARACALDO PABLO EMILIO      5.271.158   -    21.433.254     111.753   22.136.932
1521   AVA      811.012   CARDOZO RUEDA GUSTAVO               15.857.250   -    52.106.674     336.764   53.459.331
1522   AVA      810.927   CARDOZO RODRIGUEZ JAIME              8.133.054   -    25.610.184     175.540   26.229.744
1523   AVA    3.685.426   CARMONA BARRIOS LUIS RAMON           6.156.929   -    24.398.239     129.786   25.181.225
1524   AVA    2.864.604   CARO ANATOLIO                        4.467.549   -    16.855.164      93.591   17.370.826
1525   AVA   22.332.222   CARPINTERO RANGEL CIRA RAQUEL        2.391.704   -    20.338.414     115.547   20.934.984

1526   AVA     3.683.461   CARPINTERO SANJUAN JOSE DE LA CRUZ      179336    400   1  Casado(a)    66   0   03/05/1938   25/01/1956
1527   AVA       855.730   CARPINTERO VARGAS JOSE EVANGELINO       179513    400   1  Casado(a)    68   0   29/06/1936   02/11/1959
1528   AVA    27.575.918   CARRASCAL TORRES GLORIA MARIA           180235    400   2  Soltero(a)   65   0   18/06/1939   24/06/1957
1529   AVA    22.752.713   CARRASCAL VERGARA ELIDA                 180412    400   2  Soltero(a)   74   0   04/10/1929   05/06/1950
1530   AVA     2.881.558   CARRENO LORA JOSE NICOLAS               181495    400   1  Casado(a)    65   0   18/03/1939   01/07/1958
1531   AVA     1.910.278   CARRILLO CAMPEROS JOSE ERASMO           182394    400   1  Casado(a)    71   0   09/08/1932   01/06/1959
1532   AVA       806.142   CARRILLO NASSI ARNALDO                  182932    400   1  Casado(a)    73   0   07/11/1930   16/01/1956
1533   AVA       804.385   CARRILLO NAJERA JOSE MIGUEL             183293    400   1  Casado(a)    74   0   21/11/1929   23/04/1952
1534   AVA       870.619   CARRILLO SEGURA ORLANDO                 184553    400   1  Casado(a)    67   0   17/01/1937   16/01/1957
1535   AVA       319.927   CARVAJAL MONTENEGRO EFRAIN              185813    400   1  Casado(a)    71   0   20/05/1933   14/04/1958
1536   AVA     3.698.858   CARVAJAL MARTINEZ MARCO TULIO           186314    400   1  Casado(a)    64   0   04/07/1939   03/12/1962
1537   AVA    20.325.099   CASAS DE VARGAS ALICIA                  188252    400   2  Casado(a)    69   0   08/02/1935   10/01/1958
1538   AVA     2.894.840   CASTANEDA ROMERO JORGE                  189954    400   1  Union libre  68   0   17/11/1935   10/08/1959
1539   AVA     3.704.097   CASTELL MARTINEZ FRANCISCO RAFAEL       192651    400   1  Casado(a)    69   0   20/12/1934   17/02/1955
1540   AVA    20.214.066   CASTELLANOS DIAZ ADELINA                193196    400   2  Soltero(a)   73   0   15/04/1931   08/08/1955
1541   AVA       245.793   CASTELLANOS QUEVEDO MANUEL              193911    400   1  Casado(a)    73   0   31/12/1930   03/08/1953
1542   AVA     3.011.628   CASTILLO CUESTA MARCO TULIO             195871    400   1  Casado(a)    63   0   18/02/1941   03/05/1965
1543   AVA     2.414.306   CASTILLO IRNE                           195893    400   1  Casado(a)    82   0   01/06/1922   02/05/1955
1544   AVA       810.618   CASTILLO AVILA JORGE AUGUSTO            196070    400   1  Casado(a)    71   0   01/02/1933   01/10/1953
1545   AVA     2.857.474   CASTILLO ARTURO                         196254    400   1  Casado(a)    67   0   12/04/1937   01/05/1960
1546   AVA       811.007   CASTILLO HORTAS FERNANDO SOFANOR        197153    400   1  Casado(a)    77   0   17/05/1927   16/01/1952
1547   AVA    17.081.223   CASTILLO ROMERO LUIS ALBERTO            199135    400   1  Casado(a)    61   0   05/11/1942   16/08/1960
1548   AVA     2.890.346   CASTILLO SEGURA HERNANDO                199496    400   1  Casado(a)    68   0   25/07/1935   12/09/1956
1549   AVA    20.230.464   CASTILLO ALICIA                         199673    400   2  Soltero(a)   79   0   25/01/1925   22/01/1951
1550   AVA       899.709   CASTRO OSPINO ORLANDO                   203453    400   1  Casado(a)    66   0   03/06/1938   02/05/1961
1551   AVA    17.039.069   CASTRO PISCO GREGORIO                   203722    400   1  Casado(a)    65   0   16/09/1938   12/08/1963
1552   AVA       869.541   CASTRO ROJAS ANTONIO RAMON              203991    400   1  Casado(a)    84   0   31/08/1919   05/11/1956
1553   AVA       867.787   CASTRO REALES LUIS EDUARDO              204536    400   1  Casado(a)    75   0   22/08/1928   01/02/1952
1554   AVA     3.712.344   CASTRO SANJUAN JOAQUIN ANTONIO          205074    400   1  Casado(a)    67   0   12/06/1937   01/04/1957
1555   AVA     7.408.304   CASTRO ZARACHE EFREN                    206032    400   1  Union libre  62   0   21/01/1942   19/05/1964
1556   AVA     3.487.185   CATANO GOMEZ CARLOS DARIO               206054    400   1  Casado(a)    62   0   15/07/1941   01/12/1964
1557   AVA    17.011.608   CEBALLOS MELO LUIS FABIO                207034    400   1  Casado(a)    64   0   28/06/1940   16/01/1964
1558   AVA        77.643   CELEMIN ZARATE JESUS ANTONIO            207955    400   1  Casado(a)    80   0   24/12/1923   29/10/1947
1559   AVA       869.142   CERPA MALDONADO ALFONSO                 210836    400   1  Casado(a)    70   0   14/02/1934   16/07/1956
1560   AVA     6.054.854   CESPEDES CASTRO JOSE LIBARDO            214793    400   1  Casado(a)    67   0   29/03/1937   02/02/1959
1561   AVA        17.581   CIFUENTES SANCHEZ APOLINAR              216053    400   1  Casado(a)    74   0   23/09/1929   22/10/1960
1562   AVA       810.238   COBA ORTEGA LUIS ENRIQUE                218035    400   1  Union libre  84   0   25/07/1919   09/07/1952
1563   AVA     3.682.355   COLINA RENDON EDUARDO                   219111    400   1  Casado(a)    73   0   08/07/1930   16/07/1959
1564   AVA     7.399.576   COLL ROJAS CONSTANTINO                  219656    400   1  Casado(a)    65   0   15/05/1939   23/09/1958
1565   AVA        54.667   COLMENARES ORJUELA HELI GILBERTO        220732    400   1  Casado(a)    80   0   01/11/1923   03/12/1951
1566   AVA     2.774.797   COLORADO DIOSA GABRIEL ANTONIO          220916    400   1  Casado(a)    76   0   03/01/1928   01/04/1954
1567   AVA     3.706.091   COLPAS GOMEZ JOSE SANTANA               221270    400   1  Casado(a)    65   0   26/09/1938   18/02/1957
1568   AVA     3.684.158   COMAS BARRAZA SILFREDO JOSE             221992    400   1  Casado(a)    67   0   22/04/1937   05/05/1958
1569   AVA       858.707   CONRADO CARRILLO LUIS ALBERTO           223613    400   1  Casado(a)    68   0   09/10/1935   17/10/1960
1570   AVA       848.185   CONRADO FLORIAN LORENZO                 224151    400   1  Casado(a)    77   0   10/08/1926   23/12/1950
1571   AVA       811.056   CONSUEGRA AVILA ROBERTO                 225050    400   1  Casado(a)    77   0   27/04/1927   18/03/1952
1572   AVA        34.783   CONTRERAS JULIO RAMON                   227393    400   1  Casado(a)    77   0   09/10/1926   18/05/1954
1573   AVA     3.713.299   CORCHO GOMEZ ABISNAEL ENRIQUE           229736    400   1  Union libre  74   0   08/06/1930   04/04/1955
1574   AVA     2.089.567   CORDERO DIAZ CRISOSTOMO                 229832    400   1  Casado(a)    69   0   22/11/1934   01/08/1963
1575   AVA       868.290   CORONADO PADILLA OSCAR                  231534    400   1  Casado(a)    78   0   28/06/1926   20/12/1950
1576   AVA     2.661.597   CORRALES JULIO CESAR                    232256    400   1  Casado(a)    69   0   30/11/1934   16/09/1956
1577   AVA     1.699.080   CORREA CERRA JAIME                      233332    400   1  Casado(a)    71   0   10/11/1932   16/01/1957
1578   AVA       440.080   CORREA SANCHEZ ARISTOBULO               235852    400   1  Casado(a)    67   0   23/04/1937   09/06/1958
1579   AVA        25.117   CORREAL MORALES HERNANDO                236574    400   1  Casado(a)    83   0   26/12/1920   08/10/1952
1580   AVA       810.898   CORREAL VELASCO VICTOR ANTONIO          236935    400   1  Casado(a)    80   0   22/04/1924   09/04/1951
1581   AVA     2.434.631   CORTAZAR PIEDRAHITA MIGUEL JERONIMO     237834    400   1  Casado(a)    81   0   08/10/1922   22/03/1948
1582   AVA        77.583   CORTES CAYON DIEGO RAFAEL               239094    400   1  Casado(a)    73   0   25/10/1930   08/10/1952
1583   AVA       155.912   CORTES ROJAS JORGE AURELIO              240494    400   1  Casado(a)    69   0   07/05/1935   10/06/1963
1584   AVA    22.317.450   CORTISSOZ DE LA ROSA MERCEDES           241430    400   2  Soltero(a)   71   0   24/10/1932   03/07/1951
1585   AVA    17.016.068   CORTES PORRAS ALONSO                    242336    400   1  Casado(a)    63   0   01/10/1940   21/05/1958
1586   AVA        86.145   CRESPO AMAYA AQUILINO                   242690    400   1  Casado(a)    72   0   23/03/1932   01/12/1954
1587   AVA        77.369   CRUZ MELO DANIEL EDUARDO                245571    400   1  Casado(a)    74   0   03/10/1929   08/08/1950
1588   AVA        77.294   CRUZ TORRES JOSE ROQUE                  247015    400   1  Casado(a)    75   0   15/11/1928   16/03/1955
1589   AVA    17.008.476   CRUZ VICTOR MANUEL                      247096    400   1  Casado(a)    67   0   10/03/1937   11/06/1963
1590   AVA     3.685.639   CUENTAS LAGUNAS CARLOS MANUEL           251333    400   1  Casado(a)    82   0   21/12/1921   16/03/1950
1591   AVA    17.023.276   CUERVO BERMUDEZ HERNAN                  251694    400   1  Casado(a)    65   0   18/04/1939   23/04/1956
1592   AVA       871.993   CUESTA DE LA HOZ VIRGILIO               254030    400   1  Casado(a)    68   0   21/05/1936   04/04/1955
1593   AVA     2.943.175   CUITIVA DIAZ ALCIBIADES                 254936    400   1  Casado(a)    68   0   06/05/1936   04/04/1960
1594   AVA        36.000   CURREA CUBIDES MIGUEL ANGEL             255290    400   1  Casado(a)    76   0   27/05/1928   16/04/1951
1595   AVA       146.786   CHACON JESUS ANGEL                      256336    400   1  Casado(a)    69   0   17/12/1934   02/05/1962
1596   AVA    20.283.563   CHACON LOPEZ TERESA DE JESUS            256502    400   2  Casado(a)    63   0   03/10/1940   06/01/1962
1597   AVA     7.419.176   CHARRIS FONTALVO CALIXTO                258882    400   1  Casado(a)    63   0   02/02/1941   01/02/1960
1598   AVA     3.686.497   CHARRIS PIZARRO MANUEL SEGUNDO          259394    400   1  Casado(a)    77   0   14/12/1926   01/12/1954
1599   AVA       848.232   CHARRIS THOMAS MANUEL ANTONIO           259560    400   1  Casado(a)    86   0   18/06/1918   16/02/1952
1600   AVA     3.343.125   CHAVEZ TEJADA JESUS HERBERT             261096    400   1  Casado(a)    80   0   18/04/1924   16/07/1954
1601   AVA     5.960.968   CHISNES BELTRAN SALOMON                 262754    400   1  Casado(a)    62   0   05/10/1941   16/07/1965
1602   AVA        77.038   CHIVATA HERRERA MARCO ANTONIO           262791    400   1  Casado(a)    76   0   20/02/1928   25/08/1947
1603   AVA       157.910   DAZA MARTINEZ RODRIGO JOSE              266700    400   1  Casado(a)    68   0   08/07/1935   17/07/1957
1604   AVA     3.700.085   DE ALBA CONRADO ANGEL                   267212    400   1  Casado(a)    76   0   03/10/1927   13/04/1951
1605   AVA       867.671   DE ALBA CASTRO ANGEL                    267223    400   1  Casado(a)    78   0   14/08/1925   24/05/1950
1606   AVA       868.128   DE ALBA GARCIA LUIS ALBERTO             267551    400   1  Casado(a)    81   0   09/04/1923   01/09/1953
1607   AVA       868.448   DE ALBA ZAPATA FELIX VALMIRO            267890    400   1  Casado(a)    84   0   30/05/1920   13/09/1950
1608   AVA       868.722   DE ALBA ZAMBRANO RICARDO JOSE           268063    400   1  Viudo(a)     82   0   05/04/1922   21/01/1952
1609   AVA       803.784   DE ARMAS MENDEZ EDUARDO                 268236    400   1  Casado(a)    70   0   29/12/1933   04/07/1955
1610   AVA     7.411.485   DE AVILA GELIS RAFAEL ENRIQUE           268310    400   1  Casado(a)    61   0   11/07/1942   01/04/1960

1526   AVA    3.683.461    CARPINTERO SANJUAN JOSE DE LA CRUZ      JUBILACION COMPARTIDA      59.442    8.637.875   3.014.787    -
1527   AVA      855.730    CARPINTERO VARGAS JOSE EVANGELINO       JUBILACION COMPARTIDA     204.254   27.895.956  10.389.859    -
1528   AVA   27.575.918    CARRASCAL TORRES GLORIA MARIA           JUBILACION COMPARTIDA     217.804   34.061.200   4.825.636    -
1529   AVA   22.752.713    CARRASCAL VERGARA ELIDA                 JUBILACION COMPARTIDA     202.866   23.580.000   4.031.413    -
1530   AVA    2.881.558    CARRENO LORA JOSE NICOLAS               JUBILACION COMPARTIDA      18.424    2.757.540     930.743    -
1531   AVA    1.910.278    CARRILLO CAMPEROS JOSE ERASMO           JUBILACION COMPARTIDA     257.875   31.808.254  13.062.333    -
1532   AVA      806.142    CARRILLO NASSI ARNALDO                  JUBILACION COMPARTIDA     675.607   77.442.336  33.877.020    -
1533   AVA      804.385    CARRILLO NAJERA JOSE MIGUEL             JUBILACION COMPARTIDA     367.513   40.537.696  18.295.580    -
1534   AVA      870.619    CARRILLO SEGURA ORLANDO                 JUBILACION COMPARTIDA     127.797   18.012.904   6.496.288    -
1535   AVA      319.927    CARVAJAL MONTENEGRO EFRAIN              JUBILACION COMPARTIDA     228.422   28.175.298  11.570.428    -
1536   AVA    3.698.858    CARVAJAL MARTINEZ MARCO TULIO           JUBILACION COMPARTIDA      80.699   12.428.436   4.053.450    -
1537   AVA   20.325.099    CASAS DE VARGAS ALICIA                  JUBILACION COMPARTIDA     340.739   47.191.308   7.355.850    -
1538   AVA    2.894.840    CASTANEDA ROMERO JORGE                  JUBILACION COMPARTIDA     116.315   15.885.702   5.916.636    -
1539   AVA    3.704.097    CASTELL MARTINEZ FRANCISCO RAFAEL       JUBILACION COMPARTIDA      32.764    4.306.294   1.686.392    -
1540   AVA   20.214.066    CASTELLANOS DIAZ ADELINA                JUBILACION COMPARTIDA     330.321   39.878.216   6.688.371    -
1541   AVA      245.793    CASTELLANOS QUEVEDO MANUEL              JUBILACION COMPARTIDA     345.744   39.631.360  17.336.672    -
1542   AVA    3.011.628    CASTILLO CUESTA MARCO TULIO             JUBILACION COMPARTIDA       6.643    1.051.789     331.179    -
1543   AVA    2.414.306    CASTILLO IRNE                           JUBILACION COMPARTIDA     369.965   28.711.582  16.243.940    -
1544   AVA      810.618    CASTILLO AVILA JORGE AUGUSTO            JUBILACION COMPARTIDA      32.766    4.041.607   1.659.720    -
1545   AVA    2.857.474    CASTILLO ARTURO                         JUBILACION COMPARTIDA      98.504   13.884.075   5.007.241    -
1546   AVA      811.007    CASTILLO HORTAS FERNANDO SOFANOR        JUBILACION COMPARTIDA     147.610   14.405.169   7.117.104    -
1547   AVA   17.081.223    CASTILLO ROMERO LUIS ALBERTO            JUBILACION COMPARTIDA     132.280   22.077.126   6.462.883    -
1548   AVA    2.890.346    CASTILLO SEGURA HERNANDO                JUBILACION COMPARTIDA      67.468    9.214.431   3.431.918    -
1549   AVA   20.230.464    CASTILLO ALICIA                         JUBILACION COMPARTIDA     118.289   11.158.380   2.080.326    -
1550   AVA      899.709    CASTRO OSPINO ORLANDO                   JUBILACION COMPARTIDA     242.600   35.253.668  12.304.218    -
1551   AVA   17.039.069    CASTRO PISCO GREGORIO                   JUBILACION COMPARTIDA      77.431   11.589.179   3.911.657    -
1552   AVA      869.541    CASTRO ROJAS ANTONIO RAMON              JUBILACION COMPARTIDA      83.778    5.879.564   3.496.728    -
1553   AVA      867.787    CASTRO REALES LUIS EDUARDO              JUBILACION COMPARTIDA     228.678   24.245.250  11.282.625    -
1554   AVA    3.712.344    CASTRO SANJUAN JOAQUIN ANTONIO          JUBILACION COMPARTIDA     187.851   26.477.478   9.549.005    -
1555   AVA    7.408.304    CASTRO ZARACHE EFREN                    JUBILACION COMPARTIDA      63.981   10.405.111   3.160.314    -
1556   AVA    3.487.185    CATANO GOMEZ CARLOS DARIO               JUBILACION COMPARTIDA      33.456    5.440.888   1.652.545    -
1557   AVA   17.011.608    CEBALLOS MELO LUIS FABIO                JUBILACION COMPARTIDA      10.638    1.638.356     534.339    -
1558   AVA       77.643    CELEMIN ZARATE JESUS ANTONIO            JUBILACION COMPARTIDA     392.036   33.471.510  17.966.232    -
1559   AVA      869.142    CERPA MALDONADO ALFONSO                 JUBILACION COMPARTIDA     335.193   42.813.388  17.032.140    -
1560   AVA    6.054.854    CESPEDES CASTRO JOSE LIBARDO            JUBILACION COMPARTIDA     139.490   19.661.026   7.090.677    -
1561   AVA       17.581    CIFUENTES SANCHEZ APOLINAR              JUBILACION COMPARTIDA     340.718   37.582.132  16.961.666    -
1562   AVA      810.238    COBA ORTEGA LUIS ENRIQUE                JUBILACION COMPARTIDA      21.720    1.524.316     906.550    -
1563   AVA    3.682.355    COLINA RENDON EDUARDO                   JUBILACION COMPARTIDA     432.117   49.531.980  21.667.682    -
1564   AVA    7.399.576    COLL ROJAS CONSTANTINO                  JUBILACION COMPARTIDA      85.363   12.776.370   4.312.366    -
1565   AVA       54.667    COLMENARES ORJUELA HELI GILBERTO        JUBILACION COMPARTIDA      74.496    6.360.369   3.414.004    -
1566   AVA    2.774.797    COLORADO DIOSA GABRIEL ANTONIO          JUBILACION COMPARTIDA      82.816    8.429.259   4.042.948    -
1567   AVA    3.706.091    COLPAS GOMEZ JOSE SANTANA               JUBILACION COMPARTIDA     199.784   29.901.880  10.092.683    -
1568   AVA    3.684.158    COMAS BARRAZA SILFREDO JOSE             JUBILACION COMPARTIDA     151.441   21.345.512   7.698.181    -
1569   AVA      858.707    CONRADO CARRILLO LUIS ALBERTO           JUBILACION COMPARTIDA     109.297   14.927.220   5.559.649    -
1570   AVA      848.185    CONRADO FLORIAN LORENZO                 JUBILACION COMPARTIDA     112.765   11.004.666   5.437.032    -
1571   AVA      811.056    CONSUEGRA AVILA ROBERTO                 JUBILACION COMPARTIDA     335.408   32.732.260  16.171.897    -
1572   AVA       34.783    CONTRERAS JULIO RAMON                   JUBILACION COMPARTIDA     380.556   37.138.228  18.348.734    -
1573   AVA    3.713.299    CORCHO GOMEZ ABISNAEL ENRIQUE           JUBILACION COMPARTIDA     344.994   38.053.788  17.174.534    -
1574   AVA    2.089.567    CORDERO DIAZ CRISOSTOMO                 JUBILACION COMPARTIDA     242.063   31.815.238  12.459.195    -
1575   AVA      868.290    CORONADO PADILLA OSCAR                  JUBILACION COMPARTIDA     130.895   12.232.666   6.220.092    -
1576   AVA    2.661.597    CORRALES JULIO CESAR                    JUBILACION COMPARTIDA     150.380   19.765.002   7.740.191    -
1577   AVA    1.699.080    CORREA CERRA JAIME                      JUBILACION COMPARTIDA     232.979   28.737.394  11.801.257    -
1578   AVA      440.080    CORREA SANCHEZ ARISTOBULO               JUBILACION COMPARTIDA       2.505      353.078     127.336    -
1579   AVA       25.117    CORREAL MORALES HERNANDO                JUBILACION COMPARTIDA     253.567   18.724.940  10.865.760    -
1580   AVA      810.898    CORREAL VELASCO VICTOR ANTONIO          JUBILACION COMPARTIDA     314.034   26.811.802  14.391.554    -
1581   AVA    2.434.631    CORTAZAR PIEDRAHITA MIGUEL JERONIMO     JUBILACION COMPARTIDA     158.347   12.897.502   7.109.929    -
1582   AVA       77.583    CORTES CAYON DIEGO RAFAEL               JUBILACION COMPARTIDA     232.797   26.684.660  11.673.161    -
1583   AVA      155.912    CORTES ROJAS JORGE AURELIO              JUBILACION COMPARTIDA     192.305   25.275.360   9.898.108    -
1584   AVA   22.317.450    CORTISSOZ DE LA ROSA MERCEDES           JUBILACION COMPARTIDA      74.372    9.640.082   1.560.446    -
1585   AVA   17.016.068    CORTES PORRAS ALONSO                    JUBILACION COMPARTIDA      99.576   15.765.912   4.964.240    -
1586   AVA       86.145    CRESPO AMAYA AQUILINO                   JUBILACION COMPARTIDA     180.171   21.436.070   9.086.633    -
1587   AVA       77.369    CRUZ MELO DANIEL EDUARDO                JUBILACION COMPARTIDA   1.045.750  115.349.096  52.059.656    -
1588   AVA       77.294    CRUZ TORRES JOSE ROQUE                  JUBILACION COMPARTIDA     175.180   18.573.202   8.643.115    -
1589   AVA   17.008.476    CRUZ VICTOR MANUEL                      JUBILACION COMPARTIDA      91.375   12.879.247   4.644.854    -
1590   AVA    3.685.639    CUENTAS LAGUNAS CARLOS MANUEL           JUBILACION COMPARTIDA      98.652    7.656.008   4.331.483    -
1591   AVA   17.023.276    CUERVO BERMUDEZ HERNAN                  JUBILACION COMPARTIDA      95.121   14.236.859   4.805.321    -
1592   AVA      871.993    CUESTA DE LA HOZ VIRGILIO               JUBILACION COMPARTIDA      56.228    7.679.330   2.860.169    -
1593   AVA    2.943.175    CUITIVA DIAZ ALCIBIADES                 JUBILACION COMPARTIDA     100.241   13.690.398   5.098.994    -
1594   AVA       36.000    CURREA CUBIDES MIGUEL ANGEL             JUBILACION COMPARTIDA     299.703   30.504.664  14.631.032    -
1595   AVA      146.786    CHACON JESUS ANGEL                      JUBILACION COMPARTIDA     186.759   24.546.428   9.612.650    -
1596   AVA   20.283.563    CHACON LOPEZ TERESA DE JESUS            JUBILACION COMPARTIDA      94.245   15.588.108   2.077.380    -
1597   AVA    7.419.176    CHARRIS FONTALVO CALIXTO                JUBILACION COMPARTIDA     213.379   33.784.392  10.637.749    -
1598   AVA    3.686.497    CHARRIS PIZARRO MANUEL SEGUNDO          JUBILACION COMPARTIDA     278.080   27.137.656  13.407.793    -
1599   AVA      848.232    CHARRIS THOMAS MANUEL ANTONIO           JUBILACION COMPARTIDA      54.377    3.433.645   2.140.094    -
1600   AVA    3.343.125    CHAVEZ TEJADA JESUS HERBERT             JUBILACION COMPARTIDA     377.687   32.246.412  17.308.644    -
1601   AVA    5.960.968    CHISNES BELTRAN SALOMON                 JUBILACION COMPARTIDA       6.360    1.034.315     314.149    -
1602   AVA       77.038    CHIVATA HERRERA MARCO ANTONIO           JUBILACION COMPARTIDA     109.907   11.186.662   5.365.488    -
1603   AVA      157.910    DAZA MARTINEZ RODRIGO JOSE              JUBILACION COMPARTIDA     204.444   27.921.906  10.399.524    -
1604   AVA    3.700.085    DE ALBA CONRADO ANGEL                   JUBILACION COMPARTIDA     277.487   28.243.454  13.546.481    -
1605   AVA      867.671    DE ALBA CASTRO ANGEL                    JUBILACION COMPARTIDA     126.855   11.855.111   6.028.113    -
1606   AVA      868.128    DE ALBA GARCIA LUIS ALBERTO             JUBILACION COMPARTIDA      69.386    5.651.551   3.115.497    -
1607   AVA      868.448    DE ALBA ZAPATA FELIX VALMIRO            JUBILACION COMPARTIDA     130.138    9.133.122   5.431.702    -
1608   AVA      868.722    DE ALBA ZAMBRANO RICARDO JOSE           JUBILACION COMPARTIDA      15.327    1.189.471     672.958    -
1609   AVA      803.784    DE ARMAS MENDEZ EDUARDO                 JUBILACION COMPARTIDA     138.885   17.739.444   7.057.154    -
1610   AVA    7.411.485    DE AVILA GELIS RAFAEL ENRIQUE           JUBILACION COMPARTIDA     113.111   18.877.880   5.526.332    -

1526   AVA    3.683.461  CARPINTERO SANJUAN JOSE DE LA CRUZ          11.652.662     -    -        -        -          8.637.875
1527   AVA      855.730  CARPINTERO VARGAS JOSE EVANGELINO           38.285.815     -    -        -        -         27.895.956
1528   AVA   27.575.918  CARRASCAL TORRES GLORIA MARIA               38.886.836     -    -        -        -         34.061.200
1529   AVA   22.752.713  CARRASCAL VERGARA ELIDA                     27.611.413     -    -        -        -         23.580.000
1530   AVA    2.881.558  CARRENO LORA JOSE NICOLAS                    3.688.283     -    -        -        -          2.757.540
1531   AVA    1.910.278  CARRILLO CAMPEROS JOSE ERASMO               44.870.587     -    -        -        -         31.808.254
1532   AVA      806.142  CARRILLO NASSI ARNALDO                     111.319.356     -    -        -        -         77.442.336
1533   AVA      804.385  CARRILLO NAJERA JOSE MIGUEL                 58.833.276     -    -        -        -         40.537.696
1534   AVA      870.619  CARRILLO SEGURA ORLANDO                     24.509.192     -    -        -        -         18.012.904
1535   AVA      319.927  CARVAJAL MONTENEGRO EFRAIN                  39.745.726     -    -        -        -         28.175.298
1536   AVA    3.698.858  CARVAJAL MARTINEZ MARCO TULIO               16.481.886     -    -        -        -         12.428.436
1537   AVA   20.325.099  CASAS DE VARGAS ALICIA                      54.547.158     -    -        -        -         47.191.308
1538   AVA    2.894.840  CASTANEDA ROMERO JORGE                      21.802.338     -    -        -        -         15.885.702
1539   AVA    3.704.097  CASTELL MARTINEZ FRANCISCO RAFAEL            5.992.686     -    -        -        -          4.306.294
1540   AVA   20.214.066  CASTELLANOS DIAZ ADELINA                    46.566.587     -    -        -        -         39.878.216
1541   AVA      245.793  CASTELLANOS QUEVEDO MANUEL                  56.968.032     -    -        -        -         39.631.360
1542   AVA    3.011.628  CASTILLO CUESTA MARCO TULIO                  1.382.968     -    -        -        -          1.051.789
1543   AVA    2.414.306  CASTILLO IRNE                               44.955.522     -    -        -        -         28.711.582
1544   AVA      810.618  CASTILLO AVILA JORGE AUGUSTO                 5.701.327     -    -        -        -          4.041.607
1545   AVA    2.857.474  CASTILLO ARTURO                             18.891.316     -    -        -        -         13.884.075
1546   AVA      811.007  CASTILLO HORTAS FERNANDO SOFANOR            21.522.273     -    -        -        -         14.405.169
1547   AVA   17.081.223  CASTILLO ROMERO LUIS ALBERTO                28.540.009     -    -        -        -         22.077.126
1548   AVA    2.890.346  CASTILLO SEGURA HERNANDO                    12.646.349     -    -        -        -          9.214.431
1549   AVA   20.230.464  CASTILLO ALICIA                             13.238.706     -    -        -        -         11.158.380
1550   AVA      899.709  CASTRO OSPINO ORLANDO                       47.557.886     -    -        -        -         35.253.668
1551   AVA   17.039.069  CASTRO PISCO GREGORIO                       15.500.836     -    -        -        -         11.589.179
1552   AVA      869.541  CASTRO ROJAS ANTONIO RAMON                   9.376.292     -    -        -        -          5.879.564
1553   AVA      867.787  CASTRO REALES LUIS EDUARDO                  35.527.875     -    -        -        -         24.245.250
1554   AVA    3.712.344  CASTRO SANJUAN JOAQUIN ANTONIO              36.026.483     -    -        -        -         26.477.478
1555   AVA    7.408.304  CASTRO ZARACHE EFREN                        13.565.425     -    -        -        -         10.405.111
1556   AVA    3.487.185  CATANO GOMEZ CARLOS DARIO                    7.093.433     -    -        -        -          5.440.888
1557   AVA   17.011.608  CEBALLOS MELO LUIS FABIO                     2.172.695     -    -        -        -          1.638.356
1558   AVA       77.643  CELEMIN ZARATE JESUS ANTONIO                51.437.742     -    -        -        -         33.471.510
1559   AVA      869.142  CERPA MALDONADO ALFONSO                     59.845.528     -    -        -        -         42.813.388
1560   AVA    6.054.854  CESPEDES CASTRO JOSE LIBARDO                26.751.703     -    -        -        -         19.661.026
1561   AVA       17.581  CIFUENTES SANCHEZ APOLINAR                  54.543.798     -    -        -        -         37.582.132
1562   AVA      810.238  COBA ORTEGA LUIS ENRIQUE                     2.430.866     -    -        -        -          1.524.316
1563   AVA    3.682.355  COLINA RENDON EDUARDO                       71.199.662     -    -        -        -         49.531.980
1564   AVA    7.399.576  COLL ROJAS CONSTANTINO                      17.088.736     -    -        -        -         12.776.370
1565   AVA       54.667  COLMENARES ORJUELA HELI GILBERTO             9.774.373     -    -        -        -          6.360.369
1566   AVA    2.774.797  COLORADO DIOSA GABRIEL ANTONIO              12.472.207     -    -        -        -          8.429.259
1567   AVA    3.706.091  COLPAS GOMEZ JOSE SANTANA                   39.994.563     -    -        -        -         29.901.880
1568   AVA    3.684.158  COMAS BARRAZA SILFREDO JOSE                 29.043.693     -    -        -        -         21.345.512
1569   AVA      858.707  CONRADO CARRILLO LUIS ALBERTO               20.486.869     -    -        -        -         14.927.220
1570   AVA      848.185  CONRADO FLORIAN LORENZO                     16.441.698     -    -        -        -         11.004.666
1571   AVA      811.056  CONSUEGRA AVILA ROBERTO                     48.904.157     -    -        -        -         32.732.260
1572   AVA       34.783  CONTRERAS JULIO RAMON                       55.486.962     -    -        -        -         37.138.228
1573   AVA    3.713.299  CORCHO GOMEZ ABISNAEL ENRIQUE               55.228.322     -    -        -        -         38.053.788
1574   AVA    2.089.567  CORDERO DIAZ CRISOSTOMO                     44.274.433     -    -        -        -         31.815.238
1575   AVA      868.290  CORONADO PADILLA OSCAR                      18.452.758     -    -        -        -         12.232.666
1576   AVA    2.661.597  CORRALES JULIO CESAR                        27.505.193     -    -        -        -         19.765.002
1577   AVA    1.699.080  CORREA CERRA JAIME                          40.538.651     -    -        -        -         28.737.394
1578   AVA      440.080  CORREA SANCHEZ ARISTOBULO                      480.414     -    -        -        -            353.078
1579   AVA       25.117  CORREAL MORALES HERNANDO                    29.590.700     -    -        -        -         18.724.940
1580   AVA      810.898  CORREAL VELASCO VICTOR ANTONIO              41.203.356     -    -        -        -         26.811.802
1581   AVA    2.434.631  CORTAZAR PIEDRAHITA MIGUEL JERONIMO         20.007.431     -    -        -        -         12.897.502
1582   AVA       77.583  CORTES CAYON DIEGO RAFAEL                   38.357.821     -    -        -        -         26.684.660
1583   AVA      155.912  CORTES ROJAS JORGE AURELIO                  35.173.468     -    -        -        -         25.275.360
1584   AVA   22.317.450  CORTISSOZ DE LA ROSA MERCEDES               11.200.528     -    -        -        -          9.640.082
1585   AVA   17.016.068  CORTES PORRAS ALONSO                        20.730.152     -    -        -        -         15.765.912
1586   AVA       86.145  CRESPO AMAYA AQUILINO                       30.522.703     -    -        -        -         21.436.070
1587   AVA       77.369  CRUZ MELO DANIEL EDUARDO                   167.408.752     -    -        -        -        115.349.096
1588   AVA       77.294  CRUZ TORRES JOSE ROQUE                      27.216.317     -    -        -        -         18.573.202
1589   AVA   17.008.476  CRUZ VICTOR MANUEL                          17.524.101     -    -        -        -         12.879.247
1590   AVA    3.685.639  CUENTAS LAGUNAS CARLOS MANUEL               11.987.491     -    -        -        -          7.656.008
1591   AVA   17.023.276  CUERVO BERMUDEZ HERNAN                      19.042.180     -    -        -        -         14.236.859
1592   AVA      871.993  CUESTA DE LA HOZ VIRGILIO                   10.539.499     -    -        -        -          7.679.330
1593   AVA    2.943.175  CUITIVA DIAZ ALCIBIADES                     18.789.392     -    -        -        -         13.690.398
1594   AVA       36.000  CURREA CUBIDES MIGUEL ANGEL                 45.135.696     -    -        -        -         30.504.664
1595   AVA      146.786  CHACON JESUS ANGEL                          34.159.078     -    -        -        -         24.546.428
1596   AVA   20.283.563  CHACON LOPEZ TERESA DE JESUS                17.665.488     -    -        -        -         15.588.108
1597   AVA    7.419.176  CHARRIS FONTALVO CALIXTO                    44.422.141     -    -        -        -         33.784.392
1598   AVA    3.686.497  CHARRIS PIZARRO MANUEL SEGUNDO              40.545.449     -    -        -        -         27.137.656
1599   AVA      848.232  CHARRIS THOMAS MANUEL ANTONIO                5.573.739     -    -        -        -          3.433.645
1600   AVA    3.343.125  CHAVEZ TEJADA JESUS HERBERT                 49.555.056     -    -        -        -         32.246.412
1601   AVA    5.960.968  CHISNES BELTRAN SALOMON                      1.348.464     -    -        -        -          1.034.315
1602   AVA       77.038  CHIVATA HERRERA MARCO ANTONIO               16.552.150     -    -        -        -         11.186.662
1603   AVA      157.910  DAZA MARTINEZ RODRIGO JOSE                  38.321.430     -    -        -        -         27.921.906
1604   AVA    3.700.085  DE ALBA CONRADO ANGEL                       41.789.935     -    -        -        -         28.243.454
1605   AVA      867.671  DE ALBA CASTRO ANGEL                        17.883.224     -    -        -        -         11.855.111
1606   AVA      868.128  DE ALBA GARCIA LUIS ALBERTO                  8.767.048     -    -        -        -          5.651.551
1607   AVA      868.448  DE ALBA ZAPATA FELIX VALMIRO                14.564.824     -    -        -        -          9.133.122
1608   AVA      868.722  DE ALBA ZAMBRANO RICARDO JOSE                1.862.429     -    -        -        -          1.189.471
1609   AVA      803.784  DE ARMAS MENDEZ EDUARDO                     24.796.598     -    -        -        -         17.739.444
1610   AVA    7.411.485  DE AVILA GELIS RAFAEL ENRIQUE               24.404.212     -    -        -        -         18.877.880

1526   AVA    3.683.461   CARPINTERO SANJUAN JOSE DE LA CRUZ          3.014.787    -     11.652.662       63.300      12.017.935
1527   AVA      855.730   CARPINTERO VARGAS JOSE EVANGELINO          10.389.859    -     38.285.815      217.510      39.408.798
1528   AVA   27.575.918   CARRASCAL TORRES GLORIA MARIA               4.825.636    -     38.886.836      231.940      39.989.789
1529   AVA   22.752.713   CARRASCAL VERGARA ELIDA                     4.031.413    -     27.611.413      216.032      28.161.245
1530   AVA    2.881.558   CARRENO LORA JOSE NICOLAS                     930.743    -      3.688.283       19.620       3.806.694
1531   AVA    1.910.278   CARRILLO CAMPEROS JOSE ERASMO              13.062.333    -     44.870.587      274.611      46.108.564
1532   AVA      806.142   CARRILLO NASSI ARNALDO                     33.877.020    -    111.319.356      719.454     114.209.152
1533   AVA      804.385   CARRILLO NAJERA JOSE MIGUEL                18.295.580    -     58.833.276      391.365      60.310.264
1534   AVA      870.619   CARRILLO SEGURA ORLANDO                     6.496.288    -     24.509.192      136.091      25.258.979
1535   AVA      319.927   CARVAJAL MONTENEGRO EFRAIN                 11.570.428    -     39.745.726      243.247      40.842.390
1536   AVA    3.698.858   CARVAJAL MARTINEZ MARCO TULIO               4.053.450    -     16.481.886       85.936      17.022.893
1537   AVA   20.325.099   CASAS DE VARGAS ALICIA                      7.355.850    -     54.547.158      362.853      55.916.501
1538   AVA    2.894.840   CASTANEDA ROMERO JORGE                      5.916.636    -     21.802.338      123.864      22.441.871
1539   AVA    3.704.097   CASTELL MARTINEZ FRANCISCO RAFAEL           1.686.392    -      5.992.686       34.890       6.170.062
1540   AVA   20.214.066   CASTELLANOS DIAZ ADELINA                    6.688.371    -     46.566.587      351.759      47.548.806
1541   AVA      245.793   CASTELLANOS QUEVEDO MANUEL                 17.336.672    -     56.968.032      368.183      58.446.915
1542   AVA    3.011.628   CASTILLO CUESTA MARCO TULIO                   331.179    -      1.382.968        7.074       1.429.314
1543   AVA    2.414.306   CASTILLO IRNE                              16.243.940    -     44.955.522      393.976      45.720.590
1544   AVA      810.618   CASTILLO AVILA JORGE AUGUSTO                1.659.720    -      5.701.327       34.893       5.858.709
1545   AVA    2.857.474   CASTILLO ARTURO                             5.007.241    -     18.891.316      104.897      19.469.260
1546   AVA      811.007   CASTILLO HORTAS FERNANDO SOFANOR            7.117.104    -     21.522.273      157.190      22.000.132
1547   AVA   17.081.223   CASTILLO ROMERO LUIS ALBERTO                6.462.883    -     28.540.009      140.865      29.534.688
1548   AVA    2.890.346   CASTILLO SEGURA HERNANDO                    3.431.918    -     12.646.349       71.847      13.017.350
1549   AVA   20.230.464   CASTILLO ALICIA                             2.080.326    -     13.238.706      125.966      13.435.666
1550   AVA      899.709   CASTRO OSPINO ORLANDO                      12.304.218    -     47.557.886      258.345      49.048.552
1551   AVA   17.039.069   CASTRO PISCO GREGORIO                       3.911.657    -     15.500.836       82.456      15.998.206
1552   AVA      869.541   CASTRO ROJAS ANTONIO RAMON                  3.496.728    -      9.376.292       89.215       9.515.764
1553   AVA      867.787   CASTRO REALES LUIS EDUARDO                 11.282.625    -     35.527.875      243.519      36.387.383
1554   AVA    3.712.344   CASTRO SANJUAN JOAQUIN ANTONIO              9.549.005    -     36.026.483      200.043      37.128.698
1555   AVA    7.408.304   CASTRO ZARACHE EFREN                        3.160.314    -     13.565.425       68.133      14.029.381
1556   AVA    3.487.185   CATANO GOMEZ CARLOS DARIO                   1.652.545    -      7.093.433       35.627       7.336.016
1557   AVA   17.011.608   CEBALLOS MELO LUIS FABIO                      534.339    -      2.172.695       11.328       2.243.942
1558   AVA       77.643   CELEMIN ZARATE JESUS ANTONIO               17.966.232    -     51.437.742      417.479      52.420.910
1559   AVA      869.142   CERPA MALDONADO ALFONSO                    17.032.140    -     59.845.528      356.947      61.542.789
1560   AVA    6.054.854   CESPEDES CASTRO JOSE LIBARDO                7.090.677    -     26.751.703      148.543      27.570.112
1561   AVA       17.581   CIFUENTES SANCHEZ APOLINAR                 16.961.666    -     54.543.798      362.831      55.913.109
1562   AVA      810.238   COBA ORTEGA LUIS ENRIQUE                      906.550    -      2.430.866       23.130       2.467.070
1563   AVA    3.682.355   COLINA RENDON EDUARDO                      21.667.682    -     71.199.662      460.161      73.047.889
1564   AVA    7.399.576   COLL ROJAS CONSTANTINO                      4.312.366    -     17.088.736       90.903      17.637.103
1565   AVA       54.667   COLMENARES ORJUELA HELI GILBERTO            3.414.004    -      9.774.373       79.331       9.961.227
1566   AVA    2.774.797   COLORADO DIOSA GABRIEL ANTONIO              4.042.948    -     12.472.207       88.191      12.761.966
1567   AVA    3.706.091   COLPAS GOMEZ JOSE SANTANA                  10.092.683    -     39.994.563      212.750      41.277.995
1568   AVA    3.684.158   COMAS BARRAZA SILFREDO JOSE                 7.698.181    -     29.043.693      161.270      29.932.291
1569   AVA      858.707   CONRADO CARRILLO LUIS ALBERTO               5.559.649    -     20.486.869      116.390      21.087.720
1570   AVA      848.185   CONRADO FLORIAN LORENZO                     5.437.032    -     16.441.698      120.084      16.806.819
1571   AVA      811.056   CONSUEGRA AVILA ROBERTO                    16.171.897    -     48.904.157      357.176      49.989.942
1572   AVA       34.783   CONTRERAS JULIO RAMON                      18.348.734    -     55.486.962      405.254      56.718.883
1573   AVA    3.713.299   CORCHO GOMEZ ABISNAEL ENRIQUE              17.174.534    -     55.228.322      367.384      56.614.738
1574   AVA    2.089.567   CORDERO DIAZ CRISOSTOMO                    12.459.195    -     44.274.433      257.773      45.585.418
1575   AVA      868.290   CORONADO PADILLA OSCAR                      6.220.092    -     18.452.758      139.390      18.841.957
1576   AVA    2.661.597   CORRALES JULIO CESAR                        7.740.191    -     27.505.193      160.140      28.319.678
1577   AVA    1.699.080   CORREA CERRA JAIME                         11.801.257    -     40.538.651      248.099      41.657.065
1578   AVA      440.080   CORREA SANCHEZ ARISTOBULO                     127.336    -        480.414        2.668         495.190
1579   AVA       25.117   CORREAL MORALES HERNANDO                   10.865.760    -     29.590.700      270.024      30.062.904
1580   AVA      810.898   CORREAL VELASCO VICTOR ANTONIO             14.391.554    -     41.203.356      334.415      41.990.947
1581   AVA    2.434.631   CORTAZAR PIEDRAHITA MIGUEL JERONIMO         7.109.929    -     20.007.431      168.624      20.369.189
1582   AVA       77.583   CORTES CAYON DIEGO RAFAEL                  11.673.161    -     38.357.821      247.906      39.353.640
1583   AVA      155.912   CORTES ROJAS JORGE AURELIO                  9.898.108    -     35.173.468      204.786      36.215.024
1584   AVA   22.317.450   CORTISSOZ DE LA ROSA MERCEDES               1.560.446    -     11.200.528       79.199      11.460.749
1585   AVA   17.016.068   CORTES PORRAS ALONSO                        4.964.240    -     20.730.152      106.039      21.425.360
1586   AVA       86.145   CRESPO AMAYA AQUILINO                       9.086.633    -     30.522.703      191.864      31.340.393
1587   AVA       77.369   CRUZ MELO DANIEL EDUARDO                   52.059.656    -    167.408.752    1.113.619     171.611.296
1588   AVA       77.294   CRUZ TORRES JOSE ROQUE                      8.643.115    -     27.216.317      186.549      27.874.744
1589   AVA   17.008.476   CRUZ VICTOR MANUEL                          4.644.854    -     17.524.101       97.305      18.060.157
1590   AVA    3.685.639   CUENTAS LAGUNAS CARLOS MANUEL               4.331.483    -     11.987.491      105.055      12.191.546
1591   AVA   17.023.276   CUERVO BERMUDEZ HERNAN                      4.805.321    -     19.042.180      101.294      19.653.176
1592   AVA      871.993   CUESTA DE LA HOZ VIRGILIO                   2.860.169    -     10.539.499       59.877      10.848.607
1593   AVA    2.943.175   CUITIVA DIAZ ALCIBIADES                     5.098.994    -     18.789.392      106.747      19.340.587
1594   AVA       36.000   CURREA CUBIDES MIGUEL ANGEL                14.631.032    -     45.135.696      319.154      46.184.221
1595   AVA      146.786   CHACON JESUS ANGEL                          9.612.650    -     34.159.078      198.880      35.170.588
1596   AVA   20.283.563   CHACON LOPEZ TERESA DE JESUS                2.077.380    -     17.665.488      100.362      18.183.743
1597   AVA    7.419.176   CHARRIS FONTALVO CALIXTO                   10.637.749    -     44.422.141      227.227      45.911.599
1598   AVA    3.686.497   CHARRIS PIZARRO MANUEL SEGUNDO             13.407.793    -     40.545.449      296.127      41.445.594
1599   AVA      848.232   CHARRIS THOMAS MANUEL ANTONIO               2.140.094    -      5.573.739       57.906       5.644.469
1600   AVA    3.343.125   CHAVEZ TEJADA JESUS HERBERT                17.308.644    -     49.555.056      402.199      50.502.270
1601   AVA    5.960.968   CHISNES BELTRAN SALOMON                       314.149    -      1.348.464        6.773       1.394.640
1602   AVA       77.038   CHIVATA HERRERA MARCO ANTONIO               5.365.488    -     16.552.150      117.040      16.936.656
1603   AVA      157.910   DAZA MARTINEZ RODRIGO JOSE                 10.399.524    -     38.321.430      217.712      39.445.397
1604   AVA    3.700.085   DE ALBA CONRADO ANGEL                      13.546.481    -     41.789.935      295.496      42.760.714
1605   AVA      867.671   DE ALBA CASTRO ANGEL                        6.028.113    -     17.883.224      135.088      18.260.438
1606   AVA      868.128   DE ALBA GARCIA LUIS ALBERTO                 3.115.497    -      8.767.048       73.889       8.925.533
1607   AVA      868.448   DE ALBA ZAPATA FELIX VALMIRO                5.431.702    -     14.564.824      138.584      14.781.513
1608   AVA      868.722   DE ALBA ZAMBRANO RICARDO JOSE                 672.958    -      1.862.429       16.322       1.894.155
1609   AVA      803.784   DE ARMAS MENDEZ EDUARDO                     7.057.154    -     24.796.598      147.899      25.499.914
1610   AVA    7.411.485   DE AVILA GELIS RAFAEL ENRIQUE               5.526.332    -     24.404.212      120.452      25.254.765

1611   AVA     3.708.031   DE CASTRO DE CASTRO ANTONIO MARIA       269080   400   1   Casado(a)    64   0   17/11/1939   07/04/1958
1612   AVA       830.856   DE LA CRUZ ALTAMAR RAFAEL ANGEL         269533   400   1   Union libre  68   0   01/11/1935   19/11/1962
1613   AVA       867.725   DE LA HOZ BACA JAIME                    271806   400   1   Casado(a)    73   0   10/03/1931   01/03/1952
1614   AVA       822.133   DE LA HOZ SANDOVAL TOMAS EDUARDO        274691   400   1   Casado(a)    76   0   11/06/1928   02/05/1952
1615   AVA       810.786   DE LA HOZ VILLARREAL ISMAEL ENRIQUE     275030   400   1   Casado(a)    69   0   28/07/1934   01/04/1952
1616   AVA       807.167   DE LA PENA DE LA HOZ RAFAEL EMILIO      275881   400   1   Casado(a)    79   0   02/12/1924   16/10/1953
1617   AVA       802.064   DE LA PUENTE JIMENEZ ALFONSO HERNANDO   276220   400   1   Casado(a)    70   0   26/09/1933   18/02/1957
1618   AVA     5.112.537   DE LA ROSA GARIZABAL GERMAN             277071   400   1   Casado(a)    75   0   30/12/1928   17/09/1951
1619   AVA     3.713.909   DE LA ROSA QUINTERO MANUEL              277756   400   1   Casado(a)    84   0   18/05/1920   16/07/1956
1620   AVA       810.729   DE LA TORRE PADILLA ERNESTO             278434   400   1   Casado(a)    82   0   22/08/1921   16/08/1949
1621   AVA       817.225   DE LEON MENDOZA UBALDO ENRIQUE          279790   400   1   Union libre  79   0   04/09/1924   18/04/1956
1622   AVA       802.881   DE SALES GARCIA LUIS ANTONIO            282170   400   1   Casado(a)    71   0   17/12/1932   16/02/1954
1623   AVA     3.710.314   DE VEGA LAFAURIE RAFAEL ARCANGEL        282516   400   1   Casado(a)    70   0   04/02/1934   16/06/1953
1624   AVA     3.707.481   DEL CHIARO PERALTA MANUEL ESTEBAN       283194   400   1   Casado(a)    65   0   10/12/1938   19/09/1955
1625   AVA        94.051   DEL VALLE TORRES CARLOS                 285401   400   1   Casado(a)    74   0   04/04/1930   04/11/1953
1626   AVA       156.963   DELGADO BELARMINO                       286252   400   1   Casado(a)    77   0   25/04/1927   11/04/1950
1627   AVA     6.071.405   DELGADO HURTADO OTTO                    287103   400   1   Casado(a)    68   0   22/09/1935   01/04/1957
1628   AVA     2.935.168   DELGADO PATARROYO ALVARO LEONIDAS       287954   400   1   Casado(a)    67   0   01/05/1937   16/11/1960
1629   AVA     1.738.409   DELGADO YEPES JOSE MIGUEL               288864   400   1   Union libre  70   0   21/02/1934   27/06/1966
1630   AVA       892.392   DIAGO TOVAR JUAN BLAS                   289310   400   1   Casado(a)    78   0   07/11/1925   16/05/1955
1631   AVA     3.710.066   DIART BENAVIDES COSME                   289483   400   1   Casado(a)    71   0   26/09/1932   19/04/1954
1632   AVA    20.251.314   DIAZ ARIZA VIRGINIA                     290500   400   2   Union libre  78   0   30/03/1926   01/08/1951
1633   AVA     2.912.957   DIAZ ANTONIO JOSE                       290673   400   1   Casado(a)    66   0   09/11/1937   14/02/1962
1634   AVA     6.045.248   DIAZ JORGE ISAAC                        294070   400   1   Soltero(a)   67   0   02/02/1937   01/03/1960
1635   AVA     6.037.695   DIAZ LOZANO FULTON                      294346   400   1   Casado(a)    66   0   15/06/1938   03/09/1962
1636   AVA       832.784   DIAZ MARTINEZ ERNESTO                   295094   400   1   Casado(a)    78   0   26/10/1925   16/06/1958
1637   AVA       146.339   DIAZ MARTINEZ JORGE ENRIQUE             295433   400   1   Casado(a)    71   0   27/06/1933   16/06/1953
1638   AVA    17.036.375   DIAZ MAHECHA JOSE RAFAEL                295772   400   1   Casado(a)    63   0   13/03/1941   17/02/1958
1639   AVA       878.951   DIAZ MORELOS MANUEL                     295945   400   1   Casado(a)    70   0   01/01/1934   03/11/1955
1640   AVA     2.429.996   DIAZ MORA OLEGARIO                      296111   400   1   Soltero(a)   74   0   14/09/1929   02/01/1954
1641   AVA       821.626   DIAZ MENDOZA RODOLFO MARTIN             296284   400   1   Casado(a)    68   0   08/08/1935   16/05/1956
1642   AVA    17.037.260   DIAZ OSSES EDUARDO                      296623   400   1   Casado(a)    64   0   10/05/1940   04/01/1960
1643   AVA     3.707.215   DIAZ REDONDO EUCLIDES                   298152   400   1   Casado(a)    75   0   11/11/1928   03/09/1956
1644   AVA     2.528.815   DIAZ TEJADA JULIO ARISTIDES             299854   400   1   Casado(a)    69   0   07/08/1934   26/08/1957
1645   AVA     3.680.583   DIAZ ZUBIRIA JACOBO JOSE                300193   400   1   Casado(a)    80   0   28/06/1924   16/01/1956
1646   AVA     3.710.321   DOMINGUEZ GARCIA EVARISTO ROQUE         300871   400   1   Soltero(a)   73   0   31/10/1930   11/06/1965
1647   AVA       867.501   DONADO GUTIERREZ REYNALDO               302746   400   1   Casado(a)    71   0   20/10/1932   17/01/1955
1648   AVA     3.699.885   DONADO MOYA MANUEL EDUARDO              302912   400   1   Casado(a)    69   0   19/11/1934   16/03/1953
1649   AVA       869.542   DONADO RIVERA REINALDO RAFAEL           303424   400   1   Casado(a)    69   0   23/07/1934   20/03/1957
1650   AVA     7.398.455   DUNCAN PERALTA RAMIRO                   305804   400   1   Casado(a)    68   0   08/02/1936   02/12/1957
1651   AVA     2.452.159   DUQUE BUITRAGO NABOR                    306821   400   1   Casado(a)    82   0   25/09/1921   23/05/1955
1652   AVA       807.680   DUQUE RESTREPO LUIS ALBERTO             307672   400   1   Casado(a)    71   0   08/10/1932   20/12/1949
1653   AVA     7.398.483   DURAN MOSQUERA JUAN EVANGELISTA         309540   400   1   Soltero(a)   82   0   28/02/1922   02/11/1951
1654   AVA     5.584.553   DURAN SALAS JUAN BAUTISTA               310391   400   1   Casado(a)    75   0   18/01/1929   01/10/1957
1655   AVA    22.680.397   ECHEVERRIA ECHEVERRI CARMEN SOFIA       312944   400   2   Soltero(a)   70   0   16/10/1933   25/10/1949
1656   AVA       876.107   ESCALANTE GOMEZ JAIME                   315836   400   1   Casado(a)    73   0   01/08/1930   20/11/1952
1657   AVA       811.063   ESCAMILLA JIMENEZ JULIAN NICOLAS        316514   400   1   Casado(a)    75   0   10/09/1928   19/09/1955
1658   AVA     1.718.582   ESCOBAR JIMENEZ JOSE VICENTE            317870   400   1   Casado(a)    81   0   23/04/1923   01/06/1956
1659   AVA     2.527.815   ESCOBAR OSCAR                           318382   400   1   Casado(a)    75   0   11/11/1928   08/11/1954
1660   AVA       806.597   ESCOBAR RODRIGUEZ ISRAEL                319060   400   1   Casado(a)    88   0   05/05/1916   11/12/1951
1661   AVA       867.534   ESCORCIA DOMINGUEZ ANTONIO RAFAEL       320423   400   1   Casado(a)    73   0   21/03/1931   16/08/1957
1662   AVA    41.426.387   ESPEJO GALLO MARIA DORIS                322674   400   2   Soltero(a)   56   0   04/06/1948   08/05/1967
1663   AVA     3.683.840   ESPINOSA ROLONG MARCO ANTONIO           324671   400   1   Viudo(a)     67   0   27/12/1936   02/10/1967
1664   AVA     3.691.386   ESTOR RODRIGUEZ LUIS ENRIQUE            326546   400   1   Casado(a)    80   0   14/01/1924   23/07/1953
1665   AVA       839.085   ESTRADA DE LOS RIOS MARIO R             326712   400   1   Casado(a)    85   0   29/10/1918   09/07/1952
1666   AVA       802.237   ESTRADA DE ALBA HECTOR ENRIQUE          326885   400   1   Soltero(a)   70   0   13/11/1933   05/03/1956
1667   AVA     3.345.120   ESTRADA PEREZ LUIS                      327224   400   1   Casado(a)    79   0   03/02/1925   11/09/1950
1668   AVA     1.799.789   FAJARDO DAVID CARLOS HERNANDO           329431   400   1   Casado(a)    69   0   18/12/1934   24/03/1958
1669   AVA        60.109   FALLA PINZON HECTOR EDUARDO             330116   400   1   Casado(a)    89   0   17/12/1914   23/05/1947
1670   AVA        92.144   FERNANDEZ FRANCO JOSE JOAQUIN           332835   400   1   Casado(a)    79   0   14/10/1924   28/07/1954
1671   AVA       812.332   FERNANDEZ GUTIERREZ RICARDO NICANOR     333686   400   1   Casado(a)    70   0   07/11/1933   05/08/1957
1672   AVA     2.919.476   FERNANDEZ PINEROS JUAN MIGUEL           334876   400   1   Casado(a)    67   0   05/01/1937   01/03/1960
1673   AVA     3.679.005   FERNANDEZ ROMERO PEDRO                  335042   400   1   Casado(a)    75   0   25/05/1929   03/05/1954
1674   AVA       156.901   FERRO SARAY JULIO ROBERTO               337256   400   1   Casado(a)    70   0   19/11/1933   18/01/1950
1675   AVA     3.345.201   FIGUEROA CORRALES ANDRES                338100   400   1   Casado(a)    80   0   29/11/1923   07/01/1949
1676   AVA        83.826   FIGUEROA MOLANO CESAR AUGUSTO           338273   400   1   Casado(a)    73   0   28/12/1930   06/08/1958
1677   AVA        77.449   FIGUEROA ORTIZ JESUS ANTONIO            338446   400   1   Casado(a)    72   0   10/03/1932   03/03/1953
1678   AVA       803.592   FIGUEROA PION ANDRES AVELINO            338612   400   1   Casado(a)    70   0   21/11/1933   01/04/1954
1679   AVA     3.689.025   FIGUEROA PALLARES OSWALDO RAFAEL        338951   400   1   Casado(a)    67   0   14/04/1937   03/06/1957
1680   AVA       800.332   FIGUEROA URUETA JULIO ZENON             339124   400   1   Casado(a)    74   0   12/04/1930   02/03/1955
1681   AVA     2.862.882   FLOREZ FLOREZ MANUEL LEONIDAS           341504   400   1   Casado(a)    67   0   07/08/1936   06/02/1953
1682   AVA    28.235.220   FLOREZ MARIA ELVIRA                     342414   400   2   Soltero(a)   66   0   27/10/1937   01/10/1963
1683   AVA       809.635   FLORIAN BALLESTAS ENENDRI CAMILO        344050   400   1   Casado(a)    74   0   12/04/1930   01/11/1950
1684   AVA       868.109   FONSECA ALVAREZ HUMBERTO A              344735   400   1   Casado(a)    87   0   10/12/1916   01/03/1952
1685   AVA        40.272   FONSECA VARGAS ENRIQUE                  346430   400   1   Casado(a)    73   0   17/10/1930   03/12/1956
1686   AVA       810.322   FONTALVO CHARRIS ELVECIO JOSE           347115   400   1   Casado(a)    75   0   25/03/1929   05/04/1955
1687   AVA       903.372   FONTALVO VILLA MANUEL ANTONIO           348132   400   1   Casado(a)    70   0   18/05/1934   06/03/1957
1688   AVA       990.512   FORBES STEELS MELESIO FEDERICO          348305   400   1   Casado(a)    71   0   25/12/1932   05/06/1961
1689   AVA     3.243.016   FORERO LUIS ALFONSO                     348423   400   1   Casado(a)    62   0   03/03/1942   01/06/1966
1690   AVA       808.483   FORERO ARIZA CAMILO                     348471   400   1   Casado(a)    84   0   14/07/1919   10/06/1952
1691   AVA        80.236   FORERO FORERO JOSE GUILLERMO            349834   400   1   Casado(a)    78   0   07/11/1925   24/08/1955
1692   AVA       810.545   FORERO MURILLO FABIAN                   350346   400   1   Casado(a)    84   0   17/08/1919   29/04/1960
1693   AVA     5.544.993   FRANCO JOSE ANTONIO                     352892   400   1   Casado(a)    64   0   18/03/1940   29/04/1957
1694   AVA       497.167   FRIAS TORRES ARTURO GABRIEL             354944   400   1   Casado(a)    67   0   16/04/1937   13/11/1958
1695   AVA       836.165   FRITZ MORALES CAMILO ALFREDO            355106   400   1   Union libre  69   0   15/01/1935   16/07/1956

1611   AVA    3.708.031    DE CASTRO DE CASTRO ANTONIO MARIA       JUBILACION COMPARTIDA     397.074    61.153.284   19.944.728  -
1612   AVA      830.856    DE LA CRUZ ALTAMAR RAFAEL ANGEL         JUBILACION COMPARTIDA     102.546    14.005.203    5.216.243  -
1613   AVA      867.725    DE LA HOZ BACA JAIME                    JUBILACION COMPARTIDA     467.083    53.540.000   23.420.986  -
1614   AVA      822.133    DE LA HOZ SANDOVAL TOMAS EDUARDO        JUBILACION COMPARTIDA     100.932    10.273.159    4.927.343  -
1615   AVA      810.786    DE LA HOZ VILLARREAL ISMAEL ENRIQUE     JUBILACION COMPARTIDA     180.981    23.787.004    9.315.251  -
1616   AVA      807.167    DE LA PENA DE LA HOZ RAFAEL EMILIO      JUBILACION COMPARTIDA     344.463    30.788.760   16.094.947  -
1617   AVA      802.064    DE LA PUENTE JIMENEZ ALFONSO HERNANDO   JUBILACION COMPARTIDA     466.013    59.522.708   23.679.488  -
1618   AVA    5.112.537    DE LA ROSA GARIZABAL GERMAN             JUBILACION COMPARTIDA     188.015    19.934.016    9.276.375  -
1619   AVA    3.713.909    DE LA ROSA QUINTERO MANUEL              JUBILACION COMPARTIDA      82.849     5.814.366    3.457.953  -
1620   AVA      810.729    DE LA TORRE PADILLA ERNESTO             JUBILACION COMPARTIDA      53.661     4.164.427    2.356.077  -
1621   AVA      817.225    DE LEON MENDOZA UBALDO ENRIQUE          JUBILACION COMPARTIDA     125.692    11.234.591    5.872.928  -
1622   AVA      802.881    DE SALES GARCIA LUIS ANTONIO            JUBILACION COMPARTIDA     373.689    46.093.632   18.928.744  -
1623   AVA    3.710.314    DE VEGA LAFAURIE RAFAEL ARCANGEL        JUBILACION COMPARTIDA     198.450    25.347.536   10.083.827  -
1624   AVA    3.707.481    DEL CHIARO PERALTA MANUEL ESTEBAN       JUBILACION COMPARTIDA      79.196    11.853.349    4.000.822  -
1625   AVA       94.051    DEL VALLE TORRES CARLOS                 JUBILACION COMPARTIDA     492.779    54.354.876   24.531.586  -
1626   AVA      156.963    DELGADO BELARMINO                       JUBILACION COMPARTIDA     232.969    22.735.302   11.232.740  -
1627   AVA    6.071.405    DELGADO HURTADO OTTO                    JUBILACION COMPARTIDA     104.972    14.336.533    5.339.647  -
1628   AVA    2.935.168    DELGADO PATARROYO ALVARO LEONIDAS       JUBILACION COMPARTIDA         915       128.969       46.512  -
1629   AVA    1.738.409    DELGADO YEPES JOSE MIGUEL               JUBILACION COMPARTIDA   1.068.281   136.448.944   54.282.488  -
1630   AVA      892.392    DIAGO TOVAR JUAN BLAS                   JUBILACION COMPARTIDA     321.070    30.005.286   15.257.153  -
1631   AVA    3.710.066    DIART BENAVIDES COSME                   JUBILACION COMPARTIDA     719.800    88.785.584   36.460.556  -
1632   AVA   20.251.314    DIAZ ARIZA VIRGINIA                     JUBILACION COMPARTIDA     475.043    46.836.724    8.599.730  -
1633   AVA    2.912.957    DIAZ ANTONIO JOSE                       JUBILACION COMPARTIDA      89.249    12.969.311    4.526.543  -
1634   AVA    6.045.248    DIAZ JORGE ISAAC                        JUBILACION COMPARTIDA     202.896    28.598.060   10.313.787  -
1635   AVA    6.037.695    DIAZ LOZANO FULTON                      JUBILACION COMPARTIDA     141.245    20.525.162    7.163.682  -
1636   AVA      832.784    DIAZ MARTINEZ ERNESTO                   JUBILACION COMPARTIDA     206.202    19.270.410    9.798.658  -
1637   AVA      146.339    DIAZ MARTINEZ JORGE ENRIQUE             JUBILACION COMPARTIDA     486.595    60.020.312   24.647.854  -
1638   AVA   17.036.375    DIAZ MAHECHA JOSE RAFAEL                JUBILACION COMPARTIDA     137.758    21.811.286    6.867.756  -
1639   AVA      878.951    DIAZ MORELOS MANUEL                     JUBILACION COMPARTIDA     504.454    64.432.684   25.632.786  -
1640   AVA    2.429.996    DIAZ MORA OLEGARIO                      JUBILACION COMPARTIDA     222.945    24.591.446   11.098.676  -
1641   AVA      821.626    DIAZ MENDOZA RODOLFO MARTIN             JUBILACION COMPARTIDA      80.453    10.987.855    4.092.431  -
1642   AVA   17.037.260    DIAZ OSSES EDUARDO                      JUBILACION COMPARTIDA     142.199    21.900.038    7.142.550  -
1643   AVA    3.707.215    DIAZ REDONDO EUCLIDES                   JUBILACION COMPARTIDA     227.801    24.152.266   11.239.355  -
1644   AVA    2.528.815    DIAZ TEJADA JULIO ARISTIDES             JUBILACION COMPARTIDA     203.965    26.807.878   10.498.259  -
1645   AVA    3.680.583    DIAZ ZUBIRIA JACOBO JOSE                JUBILACION COMPARTIDA     399.537    34.111.936   18.309.988  -
1646   AVA    3.710.321    DOMINGUEZ GARCIA EVARISTO ROQUE         JUBILACION COMPARTIDA     278.041    31.870.816   13.941.835  -
1647   AVA      867.501    DONADO GUTIERREZ REYNALDO               JUBILACION COMPARTIDA     391.108    48.242.224   19.811.080  -
1648   AVA    3.699.885    DONADO MOYA MANUEL EDUARDO              JUBILACION COMPARTIDA     349.935    45.993.256   18.011.462  -
1649   AVA      869.542    DONADO RIVERA REINALDO RAFAEL           JUBILACION COMPARTIDA     221.948    29.171.450   11.423.858  -
1650   AVA    7.398.455    DUNCAN PERALTA RAMIRO                   JUBILACION COMPARTIDA      88.498    12.086.599    4.501.659  -
1651   AVA    2.452.159    DUQUE BUITRAGO NABOR                    JUBILACION COMPARTIDA      97.791     7.589.190    4.293.680  -
1652   AVA      807.680    DUQUE RESTREPO LUIS ALBERTO             JUBILACION COMPARTIDA     539.964    66.603.252   27.351.192  -
1653   AVA    7.398.483    DURAN MOSQUERA JUAN EVANGELISTA         JUBILACION COMPARTIDA      87.372     6.780.610    3.836.216  -
1654   AVA    5.584.553    DURAN SALAS JUAN BAUTISTA               JUBILACION COMPARTIDA     256.124    27.155.170   12.636.769  -
1655   AVA   22.680.397    ECHEVERRIA ECHEVERRI CARMEN SOFIA       JUBILACION COMPARTIDA      70.739     9.482.937    1.507.217  -
1656   AVA      876.107    ESCALANTE GOMEZ JAIME                   JUBILACION COMPARTIDA     218.136    25.004.126   10.938.012  -
1657   AVA      811.063    ESCAMILLA JIMENEZ JULIAN NICOLAS        JUBILACION COMPARTIDA     442.770    46.944.036   21.845.600  -
1658   AVA    1.718.582    ESCOBAR JIMENEZ JOSE VICENTE            JUBILACION COMPARTIDA     122.662     9.990.927    5.507.639  -
1659   AVA    2.527.815    ESCOBAR OSCAR                           JUBILACION COMPARTIDA     281.299    29.824.314   13.878.865  -
1660   AVA      806.597    ESCOBAR RODRIGUEZ ISRAEL                JUBILACION COMPARTIDA     191.026    10.798.523    7.031.746  -
1661   AVA      867.534    ESCORCIA DOMINGUEZ ANTONIO RAFAEL       JUBILACION COMPARTIDA     227.740    26.104.996   11.419.587  -
1662   AVA   41.426.387    ESPEJO GALLO MARIA DORIS                JUBILACION COMPARTIDA   2.423.113   472.741.600   50.056.072  -
1663   AVA    3.683.840    ESPINOSA ROLONG MARCO ANTONIO           JUBILACION COMPARTIDA     195.119    27.501.898    9.918.459  -
1664   AVA    3.691.386    ESTOR RODRIGUEZ LUIS ENRIQUE            JUBILACION COMPARTIDA     115.765     9.883.861    5.305.280  -
1665   AVA      839.085    ESTRADA DE LOS RIOS MARIO R             JUBILACION COMPARTIDA     147.874     9.850.351    5.999.291  -
1666   AVA      802.237    ESTRADA DE ALBA HECTOR ENRIQUE          JUBILACION COMPARTIDA     203.108    25.942.492   10.320.513  -
1667   AVA    3.345.120    ESTRADA PEREZ LUIS                      JUBILACION COMPARTIDA     591.121    52.835.520   27.619.980  -
1668   AVA    1.799.789    FAJARDO DAVID CARLOS HERNANDO           JUBILACION COMPARTIDA     647.393    85.089.264   33.321.886  -
1669   AVA       60.109    FALLA PINZON HECTOR EDUARDO             JUBILACION COMPARTIDA     394.067    21.038.792   13.984.849  -
1670   AVA       92.144    FERNANDEZ FRANCO JOSE JOAQUIN           JUBILACION COMPARTIDA     217.961    19.481.770   10.184.173  -
1671   AVA      812.332    FERNANDEZ GUTIERREZ RICARDO NICANOR     JUBILACION COMPARTIDA     241.517    30.848.380   12.272.187  -
1672   AVA    2.919.476    FERNANDEZ PINEROS JUAN MIGUEL           JUBILACION COMPARTIDA      96.826    13.647.563    4.921.944  -
1673   AVA    3.679.005    FERNANDEZ ROMERO PEDRO                  JUBILACION COMPARTIDA     211.594    22.433.942   10.439.727  -
1674   AVA      156.901    FERRO SARAY JULIO ROBERTO               JUBILACION COMPARTIDA     403.710    51.564.900   20.513.690  -
1675   AVA    3.345.201    FIGUEROA CORRALES ANDRES                JUBILACION COMPARTIDA      51.932     4.433.885    2.379.940  -
1676   AVA       83.826    FIGUEROA MOLANO CESAR AUGUSTO           JUBILACION COMPARTIDA   1.330.789   152.543.424   66.729.872  -
1677   AVA       77.449    FIGUEROA ORTIZ JESUS ANTONIO            JUBILACION COMPARTIDA     861.133   102.454.384   43.429.848  -
1678   AVA      803.592    FIGUEROA PION ANDRES AVELINO            JUBILACION COMPARTIDA     369.689    47.219.480   18.784.982  -
1679   AVA    3.689.025    FIGUEROA PALLARES OSWALDO RAFAEL        JUBILACION COMPARTIDA     212.293    29.922.560   10.791.463  -
1680   AVA      800.332    FIGUEROA URUETA JULIO ZENON             JUBILACION COMPARTIDA     451.526    49.804.560   22.477.926  -
1681   AVA    2.862.882    FLOREZ FLOREZ MANUEL LEONIDAS           JUBILACION COMPARTIDA      38.214     5.386.239    1.942.527  -
1682   AVA   28.235.220    FLOREZ MARIA ELVIRA                     JUBILACION COMPARTIDA     277.286    42.117.312    6.130.817  -
1683   AVA      809.635    FLORIAN BALLESTAS ENENDRI CAMILO        JUBILACION COMPARTIDA     195.093    21.519.294    9.712.145  -
1684   AVA      868.109    FONSECA ALVAREZ HUMBERTO A              JUBILACION COMPARTIDA      99.509     5.949.044    3.791.363  -
1685   AVA       40.272    FONSECA VARGAS ENRIQUE                  JUBILACION COMPARTIDA     917.631   105.184.656   46.012.856  -
1686   AVA      810.322    FONTALVO CHARRIS ELVECIO JOSE           JUBILACION COMPARTIDA   1.048.343   111.149.032   51.723.652  -
1687   AVA      903.372    FONTALVO VILLA MANUEL ANTONIO           JUBILACION COMPARTIDA     477.073    60.935.376   24.241.478  -
1688   AVA      990.512    FORBES STEELS MELESIO FEDERICO          JUBILACION COMPARTIDA     315.261    38.886.680   15.969.147  -
1689   AVA    3.243.016    FORERO LUIS ALFONSO                     JUBILACION COMPARTIDA      31.877     5.184.097    1.574.551  -
1690   AVA      808.483    FORERO ARIZA CAMILO                     JUBILACION COMPARTIDA       5.555       389.851      231.855  -
1691   AVA       80.236    FORERO FORERO JOSE GUILLERMO            JUBILACION COMPARTIDA     162.430    15.179.739    7.718.627  -
1692   AVA      810.545    FORERO MURILLO FABIAN                   JUBILACION COMPARTIDA   1.155.990    81.127.704   48.248.732  -
1693   AVA    5.544.993    FRANCO JOSE ANTONIO                     JUBILACION COMPARTIDA      59.819     9.212.711    3.004.664  -
1694   AVA      497.167    FRIAS TORRES ARTURO GABRIEL             JUBILACION COMPARTIDA     326.235    45.982.612   16.583.461  -
1695   AVA      836.165    FRITZ MORALES CAMILO ALFREDO            JUBILACION COMPARTIDA     309.004    40.613.544   15.904.708` -

1611   AVA    3.708.031  DE CASTRO DE CASTRO ANTONIO MARIA        81.098.012            -           -   -            -   61.153.284
1612   AVA      830.856  DE LA CRUZ ALTAMAR RAFAEL ANGEL          19.221.446            -           -   -            -   14.005.203
1613   AVA      867.725  DE LA HOZ BACA JAIME                     76.960.986            -           -   -            -   53.540.000
1614   AVA      822.133  DE LA HOZ SANDOVAL TOMAS EDUARDO         15.200.502            -           -   -            -   10.273.159
1615   AVA      810.786  DE LA HOZ VILLARREAL ISMAEL ENRIQUE      33.102.255            -           -   -            -   23.787.004
1616   AVA      807.167  DE LA PENA DE LA HOZ RAFAEL EMILIO       46.883.707            -           -   -            -   30.788.760
1617   AVA      802.064  DE LA PUENTE JIMENEZ ALFONSO HERNANDO    83.202.196            -           -   -            -   59.522.708
1618   AVA    5.112.537  DE LA ROSA GARIZABAL GERMAN              29.210.391            -           -   -            -   19.934.016
1619   AVA    3.713.909  DE LA ROSA QUINTERO MANUEL                9.272.319            -           -   -            -    5.814.366
1620   AVA      810.729  DE LA TORRE PADILLA ERNESTO               6.520.504            -           -   -            -    4.164.427
1621   AVA      817.225  DE LEON MENDOZA UBALDO ENRIQUE           17.107.519            -           -   -            -   11.234.591
1622   AVA      802.881  DE SALES GARCIA LUIS ANTONIO             65.022.376            -           -   -            -   46.093.632
1623   AVA    3.710.314  DE VEGA LAFAURIE RAFAEL ARCANGEL         35.431.363            -           -   -            -   25.347.536
1624   AVA    3.707.481  DEL CHIARO PERALTA MANUEL ESTEBAN        15.854.171            -           -   -            -   11.853.349
1625   AVA       94.051  DEL VALLE TORRES CARLOS                  78.886.462            -           -   -            -   54.354.876
1626   AVA      156.963  DELGADO BELARMINO                        33.968.042            -           -   -            -   22.735.302
1627   AVA    6.071.405  DELGADO HURTADO OTTO                     19.676.180            -           -   -            -   14.336.533
1628   AVA    2.935.168  DELGADO PATARROYO ALVARO LEONIDAS           175.481            -           -   -            -      128.969
1629   AVA    1.738.409  DELGADO YEPES JOSE MIGUEL               190.731.432            -           -   -            -  136.448.944
1630   AVA      892.392  DIAGO TOVAR JUAN BLAS                    45.262.439            -           -   -            -   30.005.286
1631   AVA    3.710.066  DIART BENAVIDES COSME                   125.246.140            -           -   -            -   88.785.584
1632   AVA   20.251.314  DIAZ ARIZA VIRGINIA                      55.436.454            -           -   -            -   46.836.724
1633   AVA    2.912.957  DIAZ ANTONIO JOSE                        17.495.854            -           -   -            -   12.969.311
1634   AVA    6.045.248  DIAZ JORGE ISAAC                         38.911.847            -           -   -            -   28.598.060
1635   AVA    6.037.695  DIAZ LOZANO FULTON                       27.688.844            -           -   -            -   20.525.162
1636   AVA      832.784  DIAZ MARTINEZ ERNESTO                    29.069.068            -           -   -            -   19.270.410
1637   AVA      146.339  DIAZ MARTINEZ JORGE ENRIQUE              84.668.166            -           -   -            -   60.020.312
1638   AVA   17.036.375  DIAZ MAHECHA JOSE RAFAEL                 28.679.042            -           -   -            -   21.811.286
1639   AVA      878.951  DIAZ MORELOS MANUEL                      90.065.470            -           -   -            -   64.432.684
1640   AVA    2.429.996  DIAZ MORA OLEGARIO                       35.690.122            -           -   -            -   24.591.446
1641   AVA      821.626  DIAZ MENDOZA RODOLFO MARTIN              15.080.286            -           -   -            -   10.987.855
1642   AVA   17.037.260  DIAZ OSSES EDUARDO                       29.042.588            -           -   -            -   21.900.038
1643   AVA    3.707.215  DIAZ REDONDO EUCLIDES                    35.391.621            -           -   -            -   24.152.266
1644   AVA    2.528.815  DIAZ TEJADA JULIO ARISTIDES              37.306.137            -           -   -            -   26.807.878
1645   AVA    3.680.583  DIAZ ZUBIRIA JACOBO JOSE                 52.421.924            -           -   -            -   34.111.936
1646   AVA    3.710.321  DOMINGUEZ GARCIA EVARISTO ROQUE          45.812.651            -           -   -            -   31.870.816
1647   AVA      867.501  DONADO GUTIERREZ REYNALDO                68.053.304            -           -   -            -   48.242.224
1648   AVA    3.699.885  DONADO MOYA MANUEL EDUARDO               64.004.718            -           -   -            -   45.993.256
1649   AVA      869.542  DONADO RIVERA REINALDO RAFAEL            40.595.308            -           -   -            -   29.171.450
1650   AVA    7.398.455  DUNCAN PERALTA RAMIRO                    16.588.258            -           -   -            -   12.086.599
1651   AVA    2.452.159  DUQUE BUITRAGO NABOR                     11.882.870            -           -   -            -    7.589.190
1652   AVA      807.680  DUQUE RESTREPO LUIS ALBERTO              93.954.444            -           -   -            -   66.603.252
1653   AVA    7.398.483  DURAN MOSQUERA JUAN EVANGELISTA          10.616.826            -           -   -            -    6.780.610
1654   AVA    5.584.553  DURAN SALAS JUAN BAUTISTA                39.791.939            -           -   -            -   27.155.170
1655   AVA   22.680.397  ECHEVERRIA ECHEVERRI CARMEN SOFIA        10.990.154            -           -   -            -    9.482.937
1656   AVA      876.107  ESCALANTE GOMEZ JAIME                    35.942.138            -           -   -            -   25.004.126
1657   AVA      811.063  ESCAMILLA JIMENEZ JULIAN NICOLAS         68.789.636            -           -   -            -   46.944.036
1658   AVA    1.718.582  ESCOBAR JIMENEZ JOSE VICENTE             15.498.566            -           -   -            -    9.990.927
1659   AVA    2.527.815  ESCOBAR OSCAR                            43.703.179            -           -   -            -   29.824.314
1660   AVA      806.597  ESCOBAR RODRIGUEZ ISRAEL                 17.830.269            -           -   -            -   10.798.523
1661   AVA      867.534  ESCORCIA DOMINGUEZ ANTONIO RAFAEL        37.524.583            -           -   -            -   26.104.996
1662   AVA   41.426.387  ESPEJO GALLO MARIA DORIS                522.797.672  378.193.257  40.044.855   -  418.238.112   94.548.343
1663   AVA    3.683.840  ESPINOSA ROLONG MARCO ANTONIO            37.420.357            -           -   -            -   27.501.898
1664   AVA    3.691.386  ESTOR RODRIGUEZ LUIS ENRIQUE             15.189.141            -           -   -            -    9.883.861
1665   AVA      839.085  ESTRADA DE LOS RIOS MARIO R              15.849.642            -           -   -            -    9.850.351
1666   AVA      802.237  ESTRADA DE ALBA HECTOR ENRIQUE           36.263.005            -           -   -            -   25.942.492
1667   AVA    3.345.120  ESTRADA PEREZ LUIS                       80.455.500            -           -   -            -   52.835.520
1668   AVA    1.799.789  FAJARDO DAVID CARLOS HERNANDO           118.411.150            -           -   -            -   85.089.264
1669   AVA       60.109  FALLA PINZON HECTOR EDUARDO              35.023.641            -           -   -            -   21.038.792
1670   AVA       92.144  FERNANDEZ FRANCO JOSE JOAQUIN            29.665.943            -           -   -            -   19.481.770
1671   AVA      812.332  FERNANDEZ GUTIERREZ RICARDO NICANOR      43.120.567            -           -   -            -   30.848.380
1672   AVA    2.919.476  FERNANDEZ PINEROS JUAN MIGUEL            18.569.507            -           -   -            -   13.647.563
1673   AVA    3.679.005  FERNANDEZ ROMERO PEDRO                   32.873.669            -           -   -            -   22.433.942
1674   AVA      156.901  FERRO SARAY JULIO ROBERTO                72.078.590            -           -   -            -   51.564.900
1675   AVA    3.345.201  FIGUEROA CORRALES ANDRES                  6.813.825            -           -   -            -    4.433.885
1676   AVA       83.826  FIGUEROA MOLANO CESAR AUGUSTO           219.273.296            -           -   -            -  152.543.424
1677   AVA       77.449  FIGUEROA ORTIZ JESUS ANTONIO            145.884.232            -           -   -            -  102.454.384
1678   AVA      803.592  FIGUEROA PION ANDRES AVELINO             66.004.462            -           -   -            -   47.219.480
1679   AVA    3.689.025  FIGUEROA PALLARES OSWALDO RAFAEL         40.714.023            -           -   -            -   29.922.560
1680   AVA      800.332  FIGUEROA URUETA JULIO ZENON              72.282.486            -           -   -            -   49.804.560
1681   AVA    2.862.882  FLOREZ FLOREZ MANUEL LEONIDAS             7.328.766            -           -   -            -    5.386.239
1682   AVA   28.235.220  FLOREZ MARIA ELVIRA                      48.248.129            -           -   -            -   42.117.312
1683   AVA      809.635  FLORIAN BALLESTAS ENENDRI CAMILO         31.231.439            -           -   -            -   21.519.294
1684   AVA      868.109  FONSECA ALVAREZ HUMBERTO A                9.740.407            -           -   -            -    5.949.044
1685   AVA       40.272  FONSECA VARGAS ENRIQUE                  151.197.512            -           -   -            -  105.184.656
1686   AVA      810.322  FONTALVO CHARRIS ELVECIO JOSE           162.872.684            -           -   -            -  111.149.032
1687   AVA      903.372  FONTALVO VILLA MANUEL ANTONIO            85.176.854            -           -   -            -   60.935.376
1688   AVA      990.512  FORBES STEELS MELESIO FEDERICO           54.855.827            -           -   -            -   38.886.680
1689   AVA    3.243.016  FORERO LUIS ALFONSO                       6.758.648            -           -   -            -    5.184.097
1690   AVA      808.483  FORERO ARIZA CAMILO                         621.706            -           -   -            -      389.851
1691   AVA       80.236  FORERO FORERO JOSE GUILLERMO             22.898.366            -           -   -            -   15.179.739
1692   AVA      810.545  FORERO MURILLO FABIAN                   129.376.436            -           -   -            -   81.127.704
1693   AVA    5.544.993  FRANCO JOSE ANTONIO                      12.217.375            -           -   -            -    9.212.711
1694   AVA      497.167  FRIAS TORRES ARTURO GABRIEL              62.566.073            -           -   -            -   45.982.612
1695   AVA      836.165  FRITZ MORALES CAMILO ALFREDO             56.518.252            -           -   -            -   40.613.544

1611   AVA    3.708.031    DE CASTRO DE CASTRO ANTONIO MARIA            19.944.728  -     81.098.012     422.844     83.760.338
1612   AVA      830.856    DE LA CRUZ ALTAMAR RAFAEL ANGEL               5.216.243  -     19.221.446     109.201     19.785.206
1613   AVA      867.725    DE LA HOZ BACA JAIME                         23.420.986  -     76.960.986     497.397     78.958.888
1614   AVA      822.133    DE LA HOZ SANDOVAL TOMAS EDUARDO              4.927.343  -     15.200.502     107.483     15.553.678
1615   AVA      810.786    DE LA HOZ VILLARREAL ISMAEL ENRIQUE           9.315.251  -     33.102.255     192.727     34.082.470
1616   AVA      807.167    DE LA PENA DE LA HOZ RAFAEL EMILIO           16.094.947  -     46.883.707     366.819     47.817.359
1617   AVA      802.064    DE LA PUENTE JIMENEZ ALFONSO HERNANDO        23.679.488  -     83.202.196     496.257     85.561.835
1618   AVA    5.112.537    DE LA ROSA GARIZABAL GERMAN                   9.276.375  -     29.210.391     200.217     29.917.060
1619   AVA    3.713.909    DE LA ROSA QUINTERO MANUEL                    3.457.953  -      9.272.319      88.226      9.410.276
1620   AVA      810.729    DE LA TORRE PADILLA ERNESTO                   2.356.077  -      6.520.504      57.144      6.631.515
1621   AVA      817.225    DE LEON MENDOZA UBALDO ENRIQUE                5.872.928  -     17.107.519     133.849     17.448.130
1622   AVA      802.881    DE SALES GARCIA LUIS ANTONIO                 18.928.744  -     65.022.376     397.941     66.816.287
1623   AVA    3.710.314    DE VEGA LAFAURIE RAFAEL ARCANGEL             10.083.827  -     35.431.363     211.329     36.436.156
1624   AVA    3.707.481    DEL CHIARO PERALTA MANUEL ESTEBAN             4.000.822  -     15.854.171      84.336     16.362.966
1625   AVA       94.051    DEL VALLE TORRES CARLOS                      24.531.586  -     78.886.462     524.760     80.866.748
1626   AVA      156.963    DELGADO BELARMINO                            11.232.740  -     33.968.042     248.089     34.722.250
1627   AVA    6.071.405    DELGADO HURTADO OTTO                          5.339.647  -     19.676.180     111.785     20.253.379
1628   AVA    2.935.168    DELGADO PATARROYO ALVARO LEONIDAS                46.512  -        175.481         974        180.778
1629   AVA    1.738.409    DELGADO YEPES JOSE MIGUEL                    54.282.488  -    190.731.432   1.137.612    196.140.653
1630   AVA      892.392    DIAGO TOVAR JUAN BLAS                        15.257.153  -     45.262.439     341.907     46.217.067
1631   AVA    3.710.066    DIART BENAVIDES COSME                        36.460.556  -    125.246.140     766.515    128.701.711
1632   AVA   20.251.314    DIAZ ARIZA VIRGINIA                           8.599.730  -     55.436.454     505.873     56.320.966
1633   AVA    2.912.957    DIAZ ANTONIO JOSE                             4.526.543  -     17.495.854      95.041     18.044.179
1634   AVA    6.045.248    DIAZ JORGE ISAAC                             10.313.787  -     38.911.847     216.064     40.102.253
1635   AVA    6.037.695    DIAZ LOZANO FULTON                            7.163.682  -     27.688.844     150.412     28.556.739
1636   AVA      832.784    DIAZ MARTINEZ ERNESTO                         9.798.658  -     29.069.068     219.585     29.682.267
1637   AVA      146.339    DIAZ MARTINEZ JORGE ENRIQUE                  24.647.854  -     84.668.166     518.175     87.004.183
1638   AVA   17.036.375    DIAZ MAHECHA JOSE RAFAEL                      6.867.756  -     28.679.042     146.699     29.640.781
1639   AVA      878.951    DIAZ MORELOS MANUEL                          25.632.786  -     90.065.470     537.193     92.619.792
1640   AVA    2.429.996    DIAZ MORA OLEGARIO                           11.098.676  -     35.690.122     237.414     36.586.054
1641   AVA      821.626    DIAZ MENDOZA RODOLFO MARTIN                   4.092.431  -     15.080.286      85.674     15.522.547
1642   AVA   17.037.260    DIAZ OSSES EDUARDO                            7.142.550  -     29.042.588     151.428     29.996.075
1643   AVA    3.707.215    DIAZ REDONDO EUCLIDES                        11.239.355  -     35.391.621     242.585     36.247.822
1644   AVA    2.528.815    DIAZ TEJADA JULIO ARISTIDES                  10.498.259  -     37.306.137     217.202     38.410.709
1645   AVA    3.680.583    DIAZ ZUBIRIA JACOBO JOSE                     18.309.988  -     52.421.924     425.467     53.423.928
1646   AVA    3.710.321    DOMINGUEZ GARCIA EVARISTO ROQUE              13.941.835  -     45.812.651     296.086     47.001.935
1647   AVA      867.501    DONADO GUTIERREZ REYNALDO                    19.811.080  -     68.053.304     416.491     69.930.927
1648   AVA    3.699.885    DONADO MOYA MANUEL EDUARDO                   18.011.462  -     64.004.718     372.646     65.899.935
1649   AVA      869.542    DONADO RIVERA REINALDO RAFAEL                11.423.858  -     40.595.308     236.352     41.797.257
1650   AVA    7.398.455    DUNCAN PERALTA RAMIRO                         4.501.659  -     16.588.258      94.242     17.074.912
1651   AVA    2.452.159    DUQUE BUITRAGO NABOR                          4.293.680  -     11.882.870     104.138     12.085.129
1652   AVA      807.680    DUQUE RESTREPO LUIS ALBERTO                  27.351.192  -     93.954.444     575.008     96.546.725
1653   AVA    7.398.483    DURAN MOSQUERA JUAN EVANGELISTA               3.836.216  -     10.616.826      93.042     10.797.447
1654   AVA    5.584.553    DURAN SALAS JUAN BAUTISTA                    12.636.769  -     39.791.939     272.747     40.754.724
1655   AVA   22.680.397    ECHEVERRIA ECHEVERRI CARMEN SOFIA             1.507.217  -     10.990.154      75.330     11.256.048
1656   AVA      876.107    ESCALANTE GOMEZ JAIME                        10.938.012  -     35.942.138     232.293     36.875.169
1657   AVA      811.063    ESCAMILLA JIMENEZ JULIAN NICOLAS             21.845.600  -     68.789.636     471.506     70.453.925
1658   AVA    1.718.582    ESCOBAR JIMENEZ JOSE VICENTE                  5.507.639  -     15.498.566     130.622     15.778.680
1659   AVA    2.527.815    ESCOBAR OSCAR                                13.878.865  -     43.703.179     299.555     44.760.459
1660   AVA      806.597    ESCOBAR RODRIGUEZ ISRAEL                      7.031.746  -     17.830.269     203.424     18.017.270
1661   AVA      867.534    ESCORCIA DOMINGUEZ ANTONIO RAFAEL            11.419.587  -     37.524.583     242.520     38.498.644
1662   AVA   41.426.387    ESPEJO GALLO MARIA DORIS                     10.011.217  -    104.559.560      24.842      5.208.539
1663   AVA    3.683.840    ESPINOSA ROLONG MARCO ANTONIO                 9.918.459  -     37.420.357     207.782     38.565.085
1664   AVA    3.691.386    ESTOR RODRIGUEZ LUIS ENRIQUE                  5.305.280  -     15.189.141     123.278     15.479.449
1665   AVA      839.085    ESTRADA DE LOS RIOS MARIO R                   5.999.291  -     15.849.642     157.471     16.068.067
1666   AVA      802.237    ESTRADA DE ALBA HECTOR ENRIQUE               10.320.513  -     36.263.005     216.290     37.291.504
1667   AVA    3.345.120    ESTRADA PEREZ LUIS                           27.619.980  -     80.455.500     629.485     82.057.666
1668   AVA    1.799.789    FAJARDO DAVID CARLOS HERNANDO                33.321.886  -    118.411.150     689.409    121.917.331
1669   AVA       60.109    FALLA PINZON HECTOR EDUARDO                  13.984.849  -     35.023.641     419.642     35.352.140
1670   AVA       92.144    FERNANDEZ FRANCO JOSE JOAQUIN                10.184.173  -     29.665.943     232.107     30.256.731
1671   AVA      812.332    FERNANDEZ GUTIERREZ RICARDO NICANOR          12.272.187  -     43.120.567     257.192     44.343.597
1672   AVA    2.919.476    FERNANDEZ PINEROS JUAN MIGUEL                 4.921.944  -     18.569.507     103.110     19.137.587
1673   AVA    3.679.005    FERNANDEZ ROMERO PEDRO                       10.439.727  -     32.873.669     225.327     33.669.075
1674   AVA      156.901    FERRO SARAY JULIO ROBERTO                    20.513.690  -     72.078.590     429.911     74.122.833
1675   AVA    3.345.201    FIGUEROA CORRALES ANDRES                      2.379.940  -      6.813.825      55.302      6.944.018
1676   AVA       83.826    FIGUEROA MOLANO CESAR AUGUSTO                66.729.872  -    219.273.296   1.417.157    224.965.456
1677   AVA       77.449    FIGUEROA ORTIZ JESUS ANTONIO                 43.429.848  -    145.884.232     917.021    149.792.552
1678   AVA      803.592    FIGUEROA PION ANDRES AVELINO                 18.784.982  -     66.004.462     393.682     67.876.434
1679   AVA    3.689.025    FIGUEROA PALLARES OSWALDO RAFAEL             10.791.463  -     40.714.023     226.071     41.959.589
1680   AVA      800.332    FIGUEROA URUETA JULIO ZENON                  22.477.926  -     72.282.486     480.830     74.097.031
1681   AVA    2.862.882    FLOREZ FLOREZ MANUEL LEONIDAS                 1.942.527  -      7.328.766      40.694      7.552.952
1682   AVA   28.235.220    FLOREZ MARIA ELVIRA                           6.130.817  -     48.248.129     295.282     49.579.329
1683   AVA      809.635    FLORIAN BALLESTAS ENENDRI CAMILO              9.712.145  -     31.231.439     207.755     32.015.533
1684   AVA      868.109    FONSECA ALVAREZ HUMBERTO A                    3.791.363  -      9.740.407     105.967      9.853.195
1685   AVA       40.272    FONSECA VARGAS ENRIQUE                       46.012.856  -    151.197.512     977.185    155.122.455
1686   AVA      810.322    FONTALVO CHARRIS ELVECIO JOSE                51.723.652  -    162.872.684   1.116.381    166.813.192
1687   AVA      903.372    FONTALVO VILLA MANUEL ANTONIO                24.241.478  -     85.176.854     508.035     87.592.531
1688   AVA      990.512    FORBES STEELS MELESIO FEDERICO               15.969.147  -     54.855.827     335.721     56.369.240
1689   AVA    3.243.016    FORERO LUIS ALFONSO                           1.574.551  -      6.758.648      33.946      6.989.878
1690   AVA      808.483    FORERO ARIZA CAMILO                             231.855  -        621.706       5.916        631.006
1691   AVA       80.236    FORERO FORERO JOSE GUILLERMO                  7.718.627  -     22.898.366     172.972     23.381.384
1692   AVA      810.545    FORERO MURILLO FABIAN                        48.248.732  -    129.376.436   1.231.014    131.301.226
1693   AVA    5.544.993    FRANCO JOSE ANTONIO                           3.004.664  -     12.217.375      63.701     12.618.406
1694   AVA      497.167    FRIAS TORRES ARTURO GABRIEL                  16.583.461  -     62.566.073     347.408     64.480.171
1695   AVA      836.165    FRITZ MORALES CAMILO ALFREDO                 15.904.708  -     56.518.252     329.058     58.191.689

1696  AVA      810.747   FRUTO COLPAS MARIO                      355611      400   1    Casado(a)    77   0   23/01/1927 30/10/1950
1697  AVA    2.926.526   FUQUENE NEGRO LUIS EDUARDO              357991      400   1    Casado(a)    66   0   14/10/1937 17/10/1960
1698  AVA      156.881   GAITAN PALACIOS JAIME                   358842      400   1    Casado(a)    73   0   05/08/1930 01/06/1953
1699  AVA      149.463   GALINDO BENAVIDES JOSE RAFAEL           361395      400   1    Casado(a)    69   0   04/02/1935 01/09/1959
1700  AVA    3.698.013   GALLARDO ORTEGA ACACIO                  362751      400   1    Casado(a)    77   0   22/06/1927 01/09/1956
1701  AVA   24.268.404   GALVEZ CARVAJAL AURA                    366155      400   2    Soltero(a)   74   0   21/12/1929 13/03/1956
1702  AVA    2.056.858   GALVIS SERGIO                           367345      400   1    Casado(a)    67   0   25/09/1936 16/12/1957
1703  AVA      802.669   GAMBOA BERNATE AMADO LUIS               368023      400   1    Union libre  72   0   13/09/1931 05/10/1956
1704  AVA      105.937   GAMBOA PULIDO BENJAMIN                  368196      400   1    Casado(a)    73   0   03/12/1930 18/10/1954
1705  AVA      126.532   GAMEZ FABIO                             368535      400   1    Casado(a)    74   0   30/09/1929 17/05/1956
1706  AVA       23.980   GANGOTENA JAIME OSWALDO                 368804      400   1    Casado(a)    78   0   30/08/1925 01/04/1963
1707  AVA       68.769   GARAY GARCIA VICTOR MANUEL              369040      400   1    Casado(a)    83   0   18/10/1920 12/09/1956
1708  AVA    4.160.603   GARCIA ARROYAVE ORLANDO                 371081      400   1    Casado(a)    76   0   05/06/1928 12/08/1957
1709  AVA    3.676.624   GARCIA ALVAREZ RAFAEL ALFONSO           371254      400   1    Casado(a)    78   0   06/02/1926 01/12/1952
1710  AVA    1.912.898   GARCIA CONTRERAS JOSE RAMON             372271      400   1    Casado(a)    70   0   20/03/1934 01/08/1956
1711  AVA    2.891.217   GARCIA CONDE RAMON DARIO                372610      400   1    Casado(a)    67   0   27/01/1937 02/03/1955
1712  AVA      810.966   GARCIA FIELD EDUARDO ENRIQUE            373973      400   1    Casado(a)    79   0   30/10/1924 16/03/1950
1713  AVA      815.521   GARCIA FONSECA RAFAEL ISIDRO            374146      400   1    Viudo(a)     82   0   15/05/1922 03/11/1952
1714  AVA    2.908.840   GARCIA GUTIERREZ CIRO PLACIDO           374485      400   1    Casado(a)    64   0   04/06/1940 18/12/1961
1715  AVA    3.712.855   GARCIA GUERRERO ENRIQUE                 374651      400   1    Casado(a)    75   0   24/06/1929 02/11/1951
1716  AVA    2.921.840   GARCIA GARCIA VIDAL                     375336      400   1    Casado(a)    73   0   28/06/1931 23/08/1954
1717  AVA    1.793.093   GARCIA MESA FRANCISCO                   377031      400   1    Casado(a)    71   0   18/10/1932 16/01/1956
1718  AVA    6.072.700   GARCIA MURILLO JORGE ENRIQUE            377543      400   1    Casado(a)    75   0   17/04/1929 07/11/1956
1719  AVA      867.834   GARCIA MARQUEZ TULIO ENRIQUE            378055      400   1    Casado(a)    74   0   30/03/1930 16/02/1981
1720  AVA       60.044   GARCIA NIETO ALFONSO                    378394      400   1    Casado(a)    81   0   22/12/1922 10/05/1948
1721  AVA      803.645   GARCIA OROZCO ANTONIO MANUEL            378733      400   1    Casado(a)    70   0   08/11/1933 01/12/1955
1722  AVA    3.286.511   GARCIA PIRACON JOSE ANTONIO             380284      400   1    Casado(a)    65   0   21/08/1938 05/05/1962
1723  AVA   17.067.808   GARCIA PINTO JOSE LUCINIO DE JESU       380321      400   1    Casado(a)    63   0   13/03/1941 06/11/1961
1724  AVA       60.152   GARCIA PESCADOR MANUEL VICENTE          380435      400   1    Casado(a)    74   0   11/06/1930 04/03/1949
1725  AVA    5.393.640   GARCIA PEDRO JOSE                       380601      400   1    Casado(a)    64   0   16/12/1939 02/04/1962
1726  AVA   17.004.561   GARCIA RINCON NEFTALI                   381452      400   1    Casado(a)    64   0   06/03/1940 24/07/1961
1727  AVA    7.397.719   GARIZABALO AYALA JUAN MANUEL            383040      400   1    Casado(a)    64   0   25/03/1940 16/12/1958
1728  AVA      124.110   GARZON JORGE OCTAVIO                    384856      400   1    Casado(a)    71   0   07/12/1932 28/05/1957
1729  AVA      822.815   GERONIMO GONZALEZ MANUEL                387741      400   1    Casado(a)    78   0   22/04/1926 02/08/1954
1730  AVA    8.239.610   GIL GILBERTO DE JESUS                   388850      400   1    Casado(a)    62   0   20/07/1941 04/06/1964
1731  AVA    6.066.285   GIL HOYOS JOSE ALONSO                   389955      400   1    Casado(a)    73   0   10/03/1931 17/06/1957
1732  AVA    1.216.944   GIRALDO URIBE GILBERTO                  392501      400   1    Casado(a)    79   0   25/06/1925 25/07/1953
1733  AVA    1.428.875   GIRON SALAZAR GONZALO                   393013      400   1    Casado(a)    67   0   28/08/1936 11/03/1955
1734  AVA      810.654   GLEN MONSALVO RAFAEL ENRIQUE            393352      400   1    Casado(a)    84   0   17/10/1919 01/04/1952
1735  AVA    2.859.739   GOMEZ AREVALO SIGIFREDO                 394122      400   1    Soltero(a)   63   0   19/01/1941 01/08/1962
1736  AVA   20.305.468   GOMEZ GOMEZ MARGARITA                   397773      400   2    Soltero(a)   64   0   28/03/1940 17/03/1959
1737  AVA      882.868   GOMEZ JIMENEZ RAFAEL CEFERINO           398451      400   1    Casado(a)    74   0   10/12/1929 05/09/1960
1738  AVA      488.939   GOMEZ LUIS                              399641      400   1    Casado(a)    82   0   25/12/1921 07/12/1953
1739  AVA   20.156.837   GOMEZ NATALIA                           401343      400   2    Soltero(a)   92   0   08/10/1911 01/11/1954
1740  AVA    3.338.983   GOMEZ AGUDELO PEDRO PABLO               402360      400   1    Casado(a)    77   0   15/10/1926 09/03/1950
1741  AVA    3.679.990   GOMEZ ROMERO VICTOR JULIO               403550      400   1    Casado(a)    69   0   15/03/1935 16/09/1953
1742  AVA      811.026   GONZALEZ ALVAREZ ALEJANDRO GUILLERMO    405425      400   1    Casado(a)    86   0   27/02/1918 02/11/1951
1743  AVA    1.076.724   GONZALEZ BOLIVAR MESIAS                 407293      400   1    Casado(a)    65   0   07/11/1938 11/04/1960
1744  AVA    3.765.602   GONZALEZ CORTES PATRICIO                407632      400   1    Casado(a)    67   0   12/08/1936 16/01/1958
1745  AVA    3.765.534   GONZALEZ CHARRIS FRANCISCO              407805      400   1    Casado(a)    68   0   13/10/1935 02/01/1956
1746  AVA      810.142   GONZALEZ DE LAS SALA JAIME              408144      400   1    Casado(a)    73   0   15/03/1931 16/04/1956
1747  AVA    3.707.037   GONZALEZ GONZALEZ AUGUSTO DAVID         409570      400   1    Casado(a)    68   0   29/12/1935 16/07/1962
1748  AVA       24.505   GONZALEZ HECTOR                         410690      400   1    Casado(a)    82   0   25/06/1922 21/07/1953
1749  AVA       58.099   GONZALEZ JULIO HUMBERTO                 411375      400   1    Casado(a)    76   0   05/03/1928 09/12/1953
1750  AVA    3.704.310   GONZALEZ MESA JORGE GABRIEL             412392      400   1    Casado(a)    68   0   27/03/1936 04/07/1955
1751  AVA      317.999   GONZALEZ MOLINA JOSE ALVARO             412565      400   1    Casado(a)    70   0   22/02/1934 03/12/1956
1752  AVA       29.159   GONZALEZ MARTINEZ JOSE ANTONIO          412576      400   1    Casado(a)    84   0   07/01/1920 10/11/1949
1753  AVA   17.061.671   GONZALEZ ORJUELA JOSE GERARDO           414094      400   1    Casado(a)    63   0   27/12/1940 31/08/1959
1754  AVA      868.143   GONZALEZ OROZCO MARIO DAVID             414433      400   1    Casado(a)    74   0   11/11/1929 01/06/1953
1755  AVA    3.704.116   GONZALEZ POSSO EUSEBIO ENRIQUE          414875      400   1    Casado(a)    64   0   27/05/1940 19/11/1962
1756  AVA       19.952   GONZALEZ PACHECO JUAN BAUTISTA          415284      400   1    Casado(a)    81   0   18/06/1923 30/01/1948
1757  AVA      825.821   GONZALEZ QUINTERO EDUARDO JESUS         415796      400   1    Casado(a)    72   0   30/09/1931 01/08/1952
1758  AVA    6.049.977   GONZALEZ ROMERO CRUZ ANCIZAR            416242      400   1    Casado(a)    65   0   22/07/1938 07/11/1961
1759  AVA   17.057.680   GONZALEZ SOSA HERMOGENES AGUSTIN        416640      400   1    Casado(a)    65   0   19/04/1939 02/10/1961
1760  AVA    8.233.184   GONZALEZ SILVA CARLOS ARTURO            416813      400   1    Casado(a)    63   0   20/08/1940 01/03/1960
1761  AVA   20.225.160   SOSA DE GONZALEZ BEATRIZ                416850      400   2    Viudo(a)     81   0   11/03/1923 17/09/1951
1762  AVA      160.755   GRANADOS RAULINO DE JESUS               420210      400   1    Casado(a)    69   0   15/03/1935 14/03/1960
1763  AVA      672.364   GRANDA GRANDA GERARDO                   420582      400   1    Casado(a)    71   0   12/03/1933 08/05/1959
1764  AVA      810.989   GRATEROL EBRATT CARLOS                  420722      400   1    Casado(a)    76   0   13/07/1927 06/03/1951
1765  AVA    2.858.426   GUALPAZ TAPIA SERVIO TULIO              422936      400   1    Casado(a)    67   0   28/10/1936 25/06/1959
1766  AVA    1.062.170   GUERRERO MARTIN JOSE EPAMINONDAS        427733      400   1    Viudo(a)     70   0   11/10/1933 05/11/1957
1767  AVA       63.341   GUEVARA ROJAS JOSE DAVID                429225      400   1    Casado(a)    76   0   10/03/1928 02/01/1952
1768  AVA    2.894.589   GUICHA SOTAQUIRA EVANGELISTA            429391      400   1    Casado(a)    69   0   12/06/1935 11/03/1957
1769  AVA    3.325.315   GUTIERREZ ALVAREZ FABIO ALFONSO         430242      400   1    Casado(a)    74   0   16/02/1930 03/10/1950
1770  AVA   17.110.104   GUTIERREZ CARLOS ENRIQUE                430706      400   1    Casado(a)    63   0   14/02/1941 03/09/1963
1771  AVA    3.706.339   GUTIERREZ COMAS MANUEL MARIA            431093      400   1    Casado(a)    64   0   01/12/1939 18/01/1960
1772  AVA    1.680.103   GUTIERREZ CERVANTES MIGUEL ANGEL        431266      400   1    Casado(a)    74   0   01/11/1929 05/04/1956
1773  AVA   17.032.634   GUTIERREZ FERNANDEZ ARMANDO             432283      400   1    Soltero(a)   63   0   06/10/1940 08/12/1962
1774  AVA      815.558   GUTIERREZ RIVERA DOMINGO                436026      400   1    Casado(a)    77   0   27/11/1926 27/03/1957
1775  AVA      838.465   GUTIERREZ SARMIENTO JORGE ENRIQUE       436870      400   1    Casado(a)    68   0   11/11/1935 16/03/1955
1776  AVA   17.038.583   GUTIERREZ TORRES JORGE HUMBERTO         436936      400   1    Casado(a)    63   0   20/03/1941 02/05/1964
1777  AVA    2.922.896   GUZMAN BRAVO ROSENDO                    438222      400   1    Casado(a)    65   0   21/11/1938 15/04/1963
1778  AVA   20.080.084   GUZMAN BARRIOS SARA                     438233      400   2    Soltero(a)   75   0   15/06/1929 08/02/1955
1779  AVA   17.049.814   GUZMAN GUZMAN JOSE VICTORIO             438572      400   1    Casado(a)    63   0   02/02/1941 28/04/1961
1780  AVA    6.386.548   GUZMAN ORTIZ MAURO                      439596      400   1    Casado(a)    69   0   19/06/1935 23/09/1957

1696  AVA      810.747   FRUTO COLPAS MARIO                    JUBILACION COMPARTIDA    196.514   19.177.680      9.475.040      -
1697  AVA    2.926.526   FUQUENE NEGRO LUIS EDUARDO            JUBILACION COMPARTIDA     97.923   14.229.781      4.966.471      -
1698  AVA      156.881   GAITAN PALACIOS JAIME                 JUBILACION COMPARTIDA    302.656   34.692.344     15.176.106      -
1699  AVA      149.463   GALINDO BENAVIDES JOSE RAFAEL         JUBILACION COMPARTIDA    234.212   30.783.352     12.055.097      -
1700  AVA    3.698.013   GALLARDO ORTEGA ACACIO                JUBILACION COMPARTIDA    296.384   28.923.932     14.290.332      -
1701  AVA   24.268.404   GALVEZ CARVAJAL AURA                  JUBILACION COMPARTIDA     41.338    4.804.897        821.481      -
1702  AVA    2.056.858   GALVIS SERGIO                         JUBILACION COMPARTIDA    114.485   16.136.586      5.819.601      -
1703  AVA      802.669   GAMBOA BERNATE AMADO LUIS             JUBILACION COMPARTIDA    336.607   40.048.240     16.976.230      -
1704  AVA      105.937   GAMBOA PULIDO BENJAMIN                JUBILACION COMPARTIDA    210.201   24.094.566     10.540.127      -
1705  AVA      126.532   GAMEZ FABIO                           JUBILACION COMPARTIDA    251.527   27.744.120     12.521.550      -
1706  AVA       23.980   GANGOTENA JAIME OSWALDO               JUBILACION COMPARTIDA    755.636   70.617.232     35.907.600      -
1707  AVA       68.769   GARAY GARCIA VICTOR MANUEL            JUBILACION COMPARTIDA     91.742    6.774.792      3.931.295      -
1708  AVA    4.160.603   GARCIA ARROYAVE ORLANDO               JUBILACION COMPARTIDA    319.662   32.536.150     15.605.399      -
1709  AVA    3.676.624   GARCIA ALVAREZ RAFAEL ALFONSO         JUBILACION COMPARTIDA    229.976   21.492.184     10.928.393      -
1710  AVA    1.912.898   GARCIA CONTRERAS JOSE RAMON           JUBILACION COMPARTIDA    573.596   73.264.032     29.146.094      -
1711  AVA    2.891.217   GARCIA CONDE RAMON DARIO              JUBILACION COMPARTIDA     93.898   13.234.863      4.773.105      -
1712  AVA      810.966   GARCIA FIELD EDUARDO ENRIQUE          JUBILACION COMPARTIDA    165.714   14.811.833      7.742.945      -
1713  AVA      815.521   GARCIA FONSECA RAFAEL ISIDRO          JUBILACION COMPARTIDA    244.076   18.941.814     10.716.571      -
1714  AVA    2.908.840   GARCIA GUTIERREZ CIRO PLACIDO         JUBILACION COMPARTIDA    114.132   17.577.446      5.732.765      -
1715  AVA    3.712.855   GARCIA GUERRERO ENRIQUE               JUBILACION COMPARTIDA    248.549   26.352.042     12.263.030      -
1716  AVA    2.921.840   GARCIA GARCIA VIDAL                   JUBILACION COMPARTIDA    218.546   25.051.122     10.958.572      -
1717  AVA    1.793.093   GARCIA MESA FRANCISCO                 JUBILACION COMPARTIDA     80.576    9.938.854      4.081.475      -
1718  AVA    6.072.700   GARCIA MURILLO JORGE ENRIQUE          JUBILACION COMPARTIDA    267.397   28.350.376     13.192.961      -
1719  AVA      867.834   GARCIA MARQUEZ TULIO ENRIQUE          JUBILACION COMPARTIDA    236.263   26.060.458     11.761.675      -
1720  AVA       60.044   GARCIA NIETO ALFONSO                  JUBILACION COMPARTIDA  1.185.891   96.591.864     53.247.612      -
1721  AVA      803.645   GARCIA OROZCO ANTONIO MANUEL          JUBILACION COMPARTIDA    110.426   14.104.445      5.611.069      -
1722  AVA    3.286.511   GARCIA PIRACON JOSE ANTONIO           JUBILACION COMPARTIDA    214.743   32.140.810     10.848.382      -
1723  AVA   17.067.808   GARCIA PINTO JOSE LUCINIO DE JESU     JUBILACION COMPARTIDA     10.076    1.595.338        502.327      -
1724  AVA       60.152   GARCIA PESCADOR MANUEL VICENTE        JUBILACION COMPARTIDA    702.185   77.452.936     34.956.264      -
1725  AVA    5.393.640   GARCIA PEDRO JOSE                     JUBILACION COMPARTIDA     83.811   12.907.714      4.209.764      -
1726  AVA   17.004.561   GARCIA RINCON NEFTALI                 JUBILACION COMPARTIDA     74.164   11.421.983      3.725.202      -
1727  AVA    7.397.719   GARIZABALO AYALA JUAN MANUEL          JUBILACION COMPARTIDA     70.808   10.905.126      3.556.633      -
1728  AVA      124.110   GARZON JORGE OCTAVIO                  JUBILACION COMPARTIDA    177.088   21.843.374      8.970.168      -
1729  AVA      822.815   GERONIMO GONZALEZ MANUEL              JUBILACION COMPARTIDA    282.331   26.384.970     13.416.287      -
1730  AVA    8.239.610   GIL GILBERTO DE JESUS                 JUBILACION COMPARTIDA    161.647   26.288.354      7.984.484      -
1731  AVA    6.066.285   GIL HOYOS JOSE ALONSO                 JUBILACION COMPARTIDA    144.883   16.607.404      7.264.881      -
1732  AVA    1.216.944   GIRALDO URIBE GILBERTO                JUBILACION COMPARTIDA     37.939    3.391.060      1.772.690      -
1733  AVA    1.428.875   GIRON SALAZAR GONZALO                 JUBILACION COMPARTIDA    103.931   14.649.007      5.283.111      -
1734  AVA      810.654   GLEN MONSALVO RAFAEL ENRIQUE          JUBILACION COMPARTIDA    196.126   13.764.177      8.185.911      -
1735  AVA    2.859.739   GOMEZ AREVALO SIGIFREDO               JUBILACION COMPARTIDA    158.664   25.121.342      7.909.999      -
1736  AVA   20.305.468   GOMEZ GOMEZ MARGARITA                 JUBILACION COMPARTIDA    400.383   64.419.984      8.811.906      -
1737  AVA      882.868   GOMEZ JIMENEZ RAFAEL CEFERINO         JUBILACION COMPARTIDA    369.956   40.807.164     18.417.196      -
1738  AVA      488.939   GOMEZ LUIS                            JUBILACION COMPARTIDA    132.244   10.262.956      5.806.397      -
1739  AVA   20.156.837   GOMEZ NATALIA                         JUBILACION COMPARTIDA    101.810    4.780.561      1.025.895      -
1740  AVA    3.338.983   GOMEZ AGUDELO PEDRO PABLO             JUBILACION COMPARTIDA     25.380    2.476.819      1.223.712      -
1741  AVA    3.679.990   GOMEZ ROMERO VICTOR JULIO             JUBILACION COMPARTIDA    277.475   36.469.568     14.281.882      -
1742  AVA      811.026   GONZALEZ ALVAREZ ALEJANDRO GUILLERMO  JUBILACION COMPARTIDA     97.440    6.152.865      3.834.908      -
1743  AVA    1.076.724   GONZALEZ BOLIVAR MESIAS               JUBILACION COMPARTIDA    102.125   15.285.156      5.159.148      -
1744  AVA    3.765.602   GONZALEZ CORTES PATRICIO              JUBILACION COMPARTIDA    105.030   14.803.911      5.338.976      -
1745  AVA    3.765.534   GONZALEZ CHARRIS FRANCISCO            JUBILACION COMPARTIDA     75.621   10.327.926      3.846.640      -
1746  AVA      810.142   GONZALEZ DE LAS SALA JAIME            JUBILACION COMPARTIDA    254.222   29.140.530     12.747.477      -
1747  AVA    3.707.037   GONZALEZ GONZALEZ AUGUSTO DAVID       JUBILACION COMPARTIDA     76.635   10.466.413      3.898.219      -
1748  AVA       24.505   GONZALEZ HECTOR                       JUBILACION COMPARTIDA    114.186    8.861.543      5.013.530      -
1749  AVA       58.099   GONZALEZ JULIO HUMBERTO               JUBILACION COMPARTIDA    155.894   15.867.356      7.610.501      -
1750  AVA    3.704.310   GONZALEZ MESA JORGE GABRIEL           JUBILACION COMPARTIDA     85.655   11.698.318      4.357.043      -
1751  AVA      317.999   GONZALEZ MOLINA JOSE ALVARO           JUBILACION COMPARTIDA    325.159   41.531.768     16.522.282      -
1752  AVA       29.159   GONZALEZ MARTINEZ JOSE ANTONIO        JUBILACION COMPARTIDA    103.870    7.289.626      4.335.328      -
1753  AVA   17.061.671   GONZALEZ ORJUELA JOSE GERARDO         JUBILACION COMPARTIDA     95.510   15.122.141      4.761.534      -
1754  AVA      868.143   GONZALEZ OROZCO MARIO DAVID           JUBILACION COMPARTIDA    294.455   32.479.196     14.658.597      -
1755  AVA    3.704.116   GONZALEZ POSSO EUSEBIO ENRIQUE        JUBILACION COMPARTIDA    107.564   16.565.909      5.402.859      -
1756  AVA       19.952   GONZALEZ PACHECO JUAN BAUTISTA        JUBILACION COMPARTIDA    152.883   12.452.454      6.864.590      -
1757  AVA      825.821   GONZALEZ QUINTERO EDUARDO JESUS       JUBILACION COMPARTIDA  1.038.864  123.600.144     52.393.428      -
1758  AVA    6.049.977   GONZALEZ ROMERO CRUZ ANCIZAR          JUBILACION COMPARTIDA    177.262   26.530.990      8.954.918      -
1759  AVA   17.057.680   GONZALEZ SOSA HERMOGENES AGUSTIN      JUBILACION COMPARTIDA    127.329   19.057.464      6.432.404      -
1760  AVA    8.233.184   GONZALEZ SILVA CARLOS ARTURO          JUBILACION COMPARTIDA     47.304    7.489.663      2.358.283      -
1761  AVA   20.225.160   SOSA DE GONZALEZ BEATRIZ              JUBILACION COMPARTIDA    199.355   17.144.768      3.289.476      -
1762  AVA      160.755   GRANADOS RAULINO DE JESUS             JUBILACION COMPARTIDA    303.410   39.878.304     15.616.780      -
1763  AVA      672.364   GRANDA GRANDA GERARDO                 JUBILACION COMPARTIDA    540.839   66.711.176     27.395.516      -
1764  AVA      810.989   GRATEROL EBRATT CARLOS                JUBILACION COMPARTIDA    370.592   37.719.956     18.091.722      -
1765  AVA    2.858.426   GUALPAZ TAPIA SERVIO TULIO            JUBILACION COMPARTIDA    104.006   14.659.578      5.286.923      -
1766  AVA    1.062.170   GUERRERO MARTIN JOSE EPAMINONDAS      JUBILACION COMPARTIDA    156.312   19.965.352      7.942.672      -
1767  AVA       63.341   GUEVARA ROJAS JOSE DAVID              JUBILACION COMPARTIDA    718.451   73.126.088     35.073.656      -
1768  AVA    2.894.589   GUICHA SOTAQUIRA EVANGELISTA          JUBILACION COMPARTIDA    117.702   15.470.010      6.058.226      -
1769  AVA    3.325.315   GUTIERREZ ALVAREZ FABIO ALFONSO       JUBILACION COMPARTIDA    415.964   45.881.972     20.707.572      -
1770  AVA   17.110.104   GUTIERREZ CARLOS ENRIQUE              JUBILACION COMPARTIDA    121.935   19.306.022      6.078.920      -
1771  AVA    3.706.339   GUTIERREZ COMAS MANUEL MARIA          JUBILACION COMPARTIDA     78.966   12.161.537      3.966.403      -
1772  AVA    1.680.103   GUTIERREZ CERVANTES MIGUEL ANGEL      JUBILACION COMPARTIDA    170.152   18.768.234      8.470.529      -
1773  AVA   17.032.634   GUTIERREZ FERNANDEZ ARMANDO           JUBILACION COMPARTIDA    438.159   69.373.912     21.843.878      -
1774  AVA      815.558   GUTIERREZ RIVERA DOMINGO              JUBILACION COMPARTIDA    213.121   20.798.348     10.275.756      -
1775  AVA      838.465   GUTIERREZ SARMIENTO JORGE ENRIQUE     JUBILACION COMPARTIDA  1.183.200  161.595.344     60.186.244      -
1776  AVA   17.038.583   GUTIERREZ TORRES JORGE HUMBERTO       JUBILACION COMPARTIDA     93.369   14.783.155      4.654.797      -
1777  AVA    2.922.896   GUZMAN BRAVO ROSENDO                  JUBILACION COMPARTIDA     76.946   11.516.589      3.887.156      -
1778  AVA   20.080.084   GUZMAN BARRIOS SARA                   JUBILACION COMPARTIDA     54.351    6.070.761      1.060.453      -
1779  AVA   17.049.814   GUZMAN GUZMAN JOSE VICTORIO           JUBILACION COMPARTIDA    126.140   19.971.802      6.288.555      -
1780  AVA    6.386.548   GUZMAN ORTIZ MAURO                    JUBILACION COMPARTIDA    115.338   15.159.302      5.936.549      -

1696  AVA      810.747   FRUTO COLPAS MARIO                     28.652.720   -            -          -          -         19.177.680
1697  AVA    2.926.526   FUQUENE NEGRO LUIS EDUARDO             19.196.252   -            -          -          -         14.229.781
1698  AVA      156.881   GAITAN PALACIOS JAIME                  49.868.450   -            -          -          -         34.692.344
1699  AVA      149.463   GALINDO BENAVIDES JOSE RAFAEL          42.838.449   -            -          -          -         30.783.352
1700  AVA    3.698.013   GALLARDO ORTEGA ACACIO                 43.214.264   -            -          -          -         28.923.932
1701  AVA   24.268.404   GALVEZ CARVAJAL AURA                    5.626.378   -            -          -          -          4.804.897
1702  AVA    2.056.858   GALVIS SERGIO                          21.956.187   -            -          -          -         16.136.586
1703  AVA      802.669   GAMBOA BERNATE AMADO LUIS              57.024.470   -            -          -          -         40.048.240
1704  AVA      105.937   GAMBOA PULIDO BENJAMIN                 34.634.693   -            -          -          -         24.094.566
1705  AVA      126.532   GAMEZ FABIO                            40.265.670   -            -          -          -         27.744.120
1706  AVA       23.980   GANGOTENA JAIME OSWALDO               106.524.832   -            -          -          -         70.617.232
1707  AVA       68.769   GARAY GARCIA VICTOR MANUEL             10.706.087   -            -          -          -          6.774.792
1708  AVA    4.160.603   GARCIA ARROYAVE ORLANDO                48.141.549   -            -          -          -         32.536.150
1709  AVA    3.676.624   GARCIA ALVAREZ RAFAEL ALFONSO          32.420.577   -            -          -          -         21.492.184
1710  AVA    1.912.898   GARCIA CONTRERAS JOSE RAMON           102.410.126   -            -          -          -         73.264.032
1711  AVA    2.891.217   GARCIA CONDE RAMON DARIO               18.007.968   -            -          -          -         13.234.863
1712  AVA      810.966   GARCIA FIELD EDUARDO ENRIQUE           22.554.778   -            -          -          -         14.811.833
1713  AVA      815.521   GARCIA FONSECA RAFAEL ISIDRO           29.658.385   -            -          -          -         18.941.814
1714  AVA    2.908.840   GARCIA GUTIERREZ CIRO PLACIDO          23.310.211   -            -          -          -         17.577.446
1715  AVA    3.712.855   GARCIA GUERRERO ENRIQUE                38.615.072   -            -          -          -         26.352.042
1716  AVA    2.921.840   GARCIA GARCIA VIDAL                    36.009.694   -            -          -          -         25.051.122
1717  AVA    1.793.093   GARCIA MESA FRANCISCO                  14.020.329   -            -          -          -          9.938.854
1718  AVA    6.072.700   GARCIA MURILLO JORGE ENRIQUE           41.543.337   -            -          -          -         28.350.376
1719  AVA      867.834   GARCIA MARQUEZ TULIO ENRIQUE           37.822.133   -            -          -          -         26.060.458
1720  AVA       60.044   GARCIA NIETO ALFONSO                  149.839.476   -            -          -          -         96.591.864
1721  AVA      803.645   GARCIA OROZCO ANTONIO MANUEL           19.715.514   -            -          -          -         14.104.445
1722  AVA    3.286.511   GARCIA PIRACON JOSE ANTONIO            42.989.192   -            -          -          -         32.140.810
1723  AVA   17.067.808   GARCIA PINTO JOSE LUCINIO DE JESU       2.097.665   -            -          -          -          1.595.338
1724  AVA       60.152   GARCIA PESCADOR MANUEL VICENTE        112.409.200   -            -          -          -         77.452.936
1725  AVA    5.393.640   GARCIA PEDRO JOSE                      17.117.478   -            -          -          -         12.907.714
1726  AVA   17.004.561   GARCIA RINCON NEFTALI                  15.147.185   -            -          -          -         11.421.983
1727  AVA    7.397.719   GARIZABALO AYALA JUAN MANUEL           14.461.759   -            -          -          -         10.905.126
1728  AVA      124.110   GARZON JORGE OCTAVIO                   30.813.542   -            -          -          -         21.843.374
1729  AVA      822.815   GERONIMO GONZALEZ MANUEL               39.801.257   -            -          -          -         26.384.970
1730  AVA    8.239.610   GIL GILBERTO DE JESUS                  34.272.838   -            -          -          -         26.288.354
1731  AVA    6.066.285   GIL HOYOS JOSE ALONSO                  23.872.285   -            -          -          -         16.607.404
1732  AVA    1.216.944   GIRALDO URIBE GILBERTO                  5.163.750   -            -          -          -          3.391.060
1733  AVA    1.428.875   GIRON SALAZAR GONZALO                  19.932.118   -            -          -          -         14.649.007
1734  AVA      810.654   GLEN MONSALVO RAFAEL ENRIQUE           21.950.088   -            -          -          -         13.764.177
1735  AVA    2.859.739   GOMEZ AREVALO SIGIFREDO                33.031.341   -            -          -          -         25.121.342
1736  AVA   20.305.468   GOMEZ GOMEZ MARGARITA                  73.231.890   -            -          -          -         64.419.984
1737  AVA      882.868   GOMEZ JIMENEZ RAFAEL CEFERINO          59.224.360   -            -          -          -         40.807.164
1738  AVA      488.939   GOMEZ LUIS                             16.069.353   -            -          -          -         10.262.956
1739  AVA   20.156.837   GOMEZ NATALIA                           5.806.456   -            -          -          -          4.780.561
1740  AVA    3.338.983   GOMEZ AGUDELO PEDRO PABLO               3.700.531   -            -          -          -          2.476.819
1741  AVA    3.679.990   GOMEZ ROMERO VICTOR JULIO              50.751.450   -            -          -          -         36.469.568
1742  AVA      811.026   GONZALEZ ALVAREZ ALEJANDRO GUILLERMO    9.987.773   -            -          -          -          6.152.865
1743  AVA    1.076.724   GONZALEZ BOLIVAR MESIAS                20.444.304   -            -          -          -         15.285.156
1744  AVA    3.765.602   GONZALEZ CORTES PATRICIO               20.142.887   -            -          -          -         14.803.911
1745  AVA    3.765.534   GONZALEZ CHARRIS FRANCISCO             14.174.566   -            -          -          -         10.327.926
1746  AVA      810.142   GONZALEZ DE LAS SALA JAIME             41.888.007   -            -          -          -         29.140.530
1747  AVA    3.707.037   GONZALEZ GONZALEZ AUGUSTO DAVID        14.364.632   -            -          -          -         10.466.413
1748  AVA       24.505   GONZALEZ HECTOR                        13.875.073   -            -          -          -          8.861.543
1749  AVA       58.099   GONZALEZ JULIO HUMBERTO                23.477.857   -            -          -          -         15.867.356
1750  AVA    3.704.310   GONZALEZ MESA JORGE GABRIEL            16.055.361   -            -          -          -         11.698.318
1751  AVA      317.999   GONZALEZ MOLINA JOSE ALVARO            58.054.050   -            -          -          -         41.531.768
1752  AVA       29.159   GONZALEZ MARTINEZ JOSE ANTONIO         11.624.954   -            -          -          -          7.289.626
1753  AVA   17.061.671   GONZALEZ ORJUELA JOSE GERARDO          19.883.675   -            -          -          -         15.122.141
1754  AVA      868.143   GONZALEZ OROZCO MARIO DAVID            47.137.793   -            -          -          -         32.479.196
1755  AVA    3.704.116   GONZALEZ POSSO EUSEBIO ENRIQUE         21.968.768   -            -          -          -         16.565.909
1756  AVA       19.952   GONZALEZ PACHECO JUAN BAUTISTA         19.317.044   -            -          -          -         12.452.454
1757  AVA      825.821   GONZALEZ QUINTERO EDUARDO JESUS       175.993.572   -            -          -          -        123.600.144
1758  AVA    6.049.977   GONZALEZ ROMERO CRUZ ANCIZAR           35.485.908   -            -          -          -         26.530.990
1759  AVA   17.057.680   GONZALEZ SOSA HERMOGENES AGUSTIN       25.489.868   -            -          -          -         19.057.464
1760  AVA    8.233.184   GONZALEZ SILVA CARLOS ARTURO            9.847.946   -            -          -          -          7.489.663
1761  AVA   20.225.160   SOSA DE GONZALEZ BEATRIZ               20.434.244   -            -          -          -         17.144.768
1762  AVA      160.755   GRANADOS RAULINO DE JESUS              55.495.084   -            -          -          -         39.878.304
1763  AVA      672.364   GRANDA GRANDA GERARDO                  94.106.692   -            -          -          -         66.711.176
1764  AVA      810.989   GRATEROL EBRATT CARLOS                 55.811.678   -            -          -          -         37.719.956
1765  AVA    2.858.426   GUALPAZ TAPIA SERVIO TULIO             19.946.501   -            -          -          -         14.659.578
1766  AVA    1.062.170   GUERRERO MARTIN JOSE EPAMINONDAS       27.908.024   -            -          -          -         19.965.352
1767  AVA       63.341   GUEVARA ROJAS JOSE DAVID              108.199.744   -            -          -          -         73.126.088
1768  AVA    2.894.589   GUICHA SOTAQUIRA EVANGELISTA           21.528.236   -            -          -          -         15.470.010
1769  AVA    3.325.315   GUTIERREZ ALVAREZ FABIO ALFONSO        66.589.544   -            -          -          -         45.881.972
1770  AVA   17.110.104   GUTIERREZ CARLOS ENRIQUE               25.384.942   -            -          -          -         19.306.022
1771  AVA    3.706.339   GUTIERREZ COMAS MANUEL MARIA           16.127.940   -            -          -          -         12.161.537
1772  AVA    1.680.103   GUTIERREZ CERVANTES MIGUEL ANGEL       27.238.763   -            -          -          -         18.768.234
1773  AVA   17.032.634   GUTIERREZ FERNANDEZ ARMANDO            91.217.790   -            -          -          -         69.373.912
1774  AVA      815.558   GUTIERREZ RIVERA DOMINGO               31.074.104   -            -          -          -         20.798.348
1775  AVA      838.465   GUTIERREZ SARMIENTO JORGE ENRIQUE     221.781.588   -            -          -          -        161.595.344
1776  AVA   17.038.583   GUTIERREZ TORRES JORGE HUMBERTO        19.437.952   -            -          -          -         14.783.155
1777  AVA    2.922.896   GUZMAN BRAVO ROSENDO                   15.403.745   -            -          -          -         11.516.589
1778  AVA   20.080.084   GUZMAN BARRIOS SARA                     7.131.214   -            -          -          -          6.070.761
1779  AVA   17.049.814   GUZMAN GUZMAN JOSE VICTORIO            26.260.357   -            -          -          -         19.971.802
1780  AVA    6.386.548   GUZMAN ORTIZ MAURO                     21.095.851   -            -          -          -         15.159.302

1696  AVA      810.747   FRUTO COLPAS MARIO                        9.475.040      -       28.652.720   209.268         29.288.909
1697  AVA    2.926.526   FUQUENE NEGRO LUIS EDUARDO                4.966.471      -       19.196.252   104.278         19.797.887
1698  AVA      156.881   GAITAN PALACIOS JAIME                    15.176.106      -       49.868.450   322.298         51.162.941
1699  AVA      149.463   GALINDO BENAVIDES JOSE RAFAEL            12.055.097      -       42.838.449   249.412         44.106.830
1700  AVA    3.698.013   GALLARDO ORTEGA ACACIO                   14.290.332      -       43.214.264   315.619         44.173.671
1701  AVA   24.268.404   GALVEZ CARVAJAL AURA                        821.481      -        5.626.378    44.021          5.738.438
1702  AVA    2.056.858   GALVIS SERGIO                             5.819.601      -       21.956.187   121.915         22.627.862
1703  AVA      802.669   GAMBOA BERNATE AMADO LUIS                16.976.230      -       57.024.470   358.453         58.552.197
1704  AVA      105.937   GAMBOA PULIDO BENJAMIN                   10.540.127      -       34.634.693   223.843         35.533.780
1705  AVA      126.532   GAMEZ FABIO                              12.521.550      -       40.265.670   267.851         41.276.467
1706  AVA       23.980   GANGOTENA JAIME OSWALDO                  35.907.600      -      106.524.832   804.677        108.771.718
1707  AVA       68.769   GARAY GARCIA VICTOR MANUEL                3.931.295      -       10.706.087    97.696         10.876.905
1708  AVA    4.160.603   GARCIA ARROYAVE ORLANDO                  15.605.399      -       48.141.549   340.408         49.259.850
1709  AVA    3.676.624   GARCIA ALVAREZ RAFAEL ALFONSO            10.928.393      -       32.420.577   244.901         33.104.342
1710  AVA    1.912.898   GARCIA CONTRERAS JOSE RAMON              29.146.094      -      102.410.126   610.822        105.314.490
1711  AVA    2.891.217   GARCIA CONDE RAMON DARIO                  4.773.105      -       18.007.968    99.992         18.558.874
1712  AVA      810.966   GARCIA FIELD EDUARDO ENRIQUE              7.742.945      -       22.554.778   176.469         23.003.939
1713  AVA      815.521   GARCIA FONSECA RAFAEL ISIDRO             10.716.571      -       29.658.385   259.917         30.163.153
1714  AVA    2.908.840   GARCIA GUTIERREZ CIRO PLACIDO             5.732.765      -       23.310.211   121.539         24.075.420
1715  AVA    3.712.855   GARCIA GUERRERO ENRIQUE                  12.263.030      -       38.615.072   264.680         39.549.326
1716  AVA    2.921.840   GARCIA GARCIA VIDAL                      10.958.572      -       36.009.694   232.730         36.944.538
1717  AVA    1.793.093   GARCIA MESA FRANCISCO                     4.081.475      -       14.020.329    85.805         14.407.090
1718  AVA    6.072.700   GARCIA MURILLO JORGE ENRIQUE             13.192.961      -       41.543.337   284.751         42.548.398
1719  AVA      867.834   GARCIA MARQUEZ TULIO ENRIQUE             11.761.675      -       37.822.133   251.597         38.771.687
1720  AVA       60.044   GARCIA NIETO ALFONSO                     53.247.612      -      149.839.476 1.262.855        152.548.457
1721  AVA      803.645   GARCIA OROZCO ANTONIO MANUEL              5.611.069      -       19.715.514   117.593         20.274.724
1722  AVA    3.286.511   GARCIA PIRACON JOSE ANTONIO              10.848.382      -       42.989.192   228.680         44.368.752
1723  AVA   17.067.808   GARCIA PINTO JOSE LUCINIO DE JESU           502.327      -        2.097.665    10.730          2.168.015
1724  AVA       60.152   GARCIA PESCADOR MANUEL VICENTE           34.956.264      -      112.409.200   747.757        115.231.108
1725  AVA    5.393.640   GARCIA PEDRO JOSE                         4.209.764      -       17.117.478    89.250         17.679.357
1726  AVA   17.004.561   GARCIA RINCON NEFTALI                     3.725.202      -       15.147.185    78.977         15.644.398
1727  AVA    7.397.719   GARIZABALO AYALA JUAN MANUEL              3.556.633      -       14.461.759    75.403         14.936.432
1728  AVA      124.110   GARZON JORGE OCTAVIO                      8.970.168      -       30.813.542   188.581         31.663.695
1729  AVA      822.815   GERONIMO GONZALEZ MANUEL                 13.416.287      -       39.801.257   300.654         40.640.718
1730  AVA    8.239.610   GIL GILBERTO DE JESUS                     7.984.484      -       34.272.838   172.138         35.445.225
1731  AVA    6.066.285   GIL HOYOS JOSE ALONSO                     7.264.881      -       23.872.285   154.286         24.492.008
1732  AVA    1.216.944   GIRALDO URIBE GILBERTO                    1.772.690      -        5.163.750    40.401          5.266.546
1733  AVA    1.428.875   GIRON SALAZAR GONZALO                     5.283.111      -       19.932.118   110.676         20.541.864
1734  AVA      810.654   GLEN MONSALVO RAFAEL ENRIQUE              8.185.911      -       21.950.088   208.855         22.276.690
1735  AVA    2.859.739   GOMEZ AREVALO SIGIFREDO                   7.909.999      -       33.031.341   168.961         34.138.855
1736  AVA   20.305.468   GOMEZ GOMEZ MARGARITA                     8.811.906      -       73.231.890   426.368         75.400.306
1737  AVA      882.868   GOMEZ JIMENEZ RAFAEL CEFERINO            18.417.196      -       59.224.360   393.966         60.711.084
1738  AVA      488.939   GOMEZ LUIS                                5.806.397      -       16.069.353   140.827         16.342.857
1739  AVA   20.156.837   GOMEZ NATALIA                             1.025.895      -        5.806.456   108.418          5.812.034
1740  AVA    3.338.983   GOMEZ AGUDELO PEDRO PABLO                 1.223.712      -        3.700.531    27.027          3.782.668
1741  AVA    3.679.990   GOMEZ ROMERO VICTOR JULIO                14.281.882      -       50.751.450   295.483         52.254.177
1742  AVA      811.026   GONZALEZ ALVAREZ ALEJANDRO GUILLERMO      3.834.908      -        9.987.773   103.764         10.114.543
1743  AVA    1.076.724   GONZALEZ BOLIVAR MESIAS                   5.159.148      -       20.444.304   108.753         21.100.381
1744  AVA    3.765.602   GONZALEZ CORTES PATRICIO                  5.338.976      -       20.142.887   111.847         20.759.204
1745  AVA    3.765.534   GONZALEZ CHARRIS FRANCISCO                3.846.640      -       14.174.566    80.529         14.590.368
1746  AVA      810.142   GONZALEZ DE LAS SALA JAIME               12.747.477      -       41.888.007   270.721         42.975.389
1747  AVA    3.707.037   GONZALEZ GONZALEZ AUGUSTO DAVID           3.898.219      -       14.364.632    81.609         14.786.045
1748  AVA       24.505   GONZALEZ HECTOR                           5.013.530      -       13.875.073   121.597         14.111.231
1749  AVA       58.099   GONZALEZ JULIO HUMBERTO                   7.610.501      -       23.477.857   166.012         24.023.307
1750  AVA    3.704.310   GONZALEZ MESA JORGE GABRIEL               4.357.043      -       16.055.361    91.214         16.526.294
1751  AVA      317.999   GONZALEZ MOLINA JOSE ALVARO              16.522.282      -       58.054.050   346.262         59.700.546
1752  AVA       29.159   GONZALEZ MARTINEZ JOSE ANTONIO            4.335.328      -       11.624.954   110.611         11.797.883
1753  AVA   17.061.671   GONZALEZ ORJUELA JOSE GERARDO             4.761.534      -       19.883.675   101.709         20.550.476
1754  AVA      868.143   GONZALEZ OROZCO MARIO DAVID              14.658.597      -       47.137.793   313.565         48.321.102
1755  AVA    3.704.116   GONZALEZ POSSO EUSEBIO ENRIQUE            5.402.859      -       21.968.768   114.545         22.689.993
1756  AVA       19.952   GONZALEZ PACHECO JUAN BAUTISTA            6.864.590      -       19.317.044   162.805         19.666.273
1757  AVA      825.821   GONZALEZ QUINTERO EDUARDO JESUS          52.393.428      -      175.993.572 1.106.286        180.708.413
1758  AVA    6.049.977   GONZALEZ ROMERO CRUZ ANCIZAR              8.954.918      -       35.485.908   188.766         36.624.590
1759  AVA   17.057.680   GONZALEZ SOSA HERMOGENES AGUSTIN          6.432.404      -       25.489.868   135.593         26.307.906
1760  AVA    8.233.184   GONZALEZ SILVA CARLOS ARTURO              2.358.283      -        9.847.946    50.374         10.178.152
1761  AVA   20.225.160   SOSA DE GONZALEZ BEATRIZ                  3.289.476      -       20.434.244   212.293         20.693.560
1762  AVA      160.755   GRANADOS RAULINO DE JESUS                15.616.780      -       55.495.084   323.101         57.138.235
1763  AVA      672.364   GRANDA GRANDA GERARDO                    27.395.516      -       94.106.692   575.940         96.703.211
1764  AVA      810.989   GRATEROL EBRATT CARLOS                   18.091.722      -       55.811.678   394.643         57.108.103
1765  AVA    2.858.426   GUALPAZ TAPIA SERVIO TULIO                5.286.923      -       19.946.501   110.756         20.556.711
1766  AVA    1.062.170   GUERRERO MARTIN JOSE EPAMINONDAS          7.942.672      -       27.908.024   166.457         28.699.579
1767  AVA       63.341   GUEVARA ROJAS JOSE DAVID                 35.073.656      -      108.199.744   765.079        110.713.251
1768  AVA    2.894.589   GUICHA SOTAQUIRA EVANGELISTA              6.058.226      -       21.528.236   125.341         22.165.711
1769  AVA    3.325.315   GUTIERREZ ALVAREZ FABIO ALFONSO          20.707.572      -       66.589.544   442.960         68.261.174
1770  AVA   17.110.104   GUTIERREZ CARLOS ENRIQUE                  6.078.920      -       25.384.942   129.849         26.236.211
1771  AVA    3.706.339   GUTIERREZ COMAS MANUEL MARIA              3.966.403      -       16.127.940    84.091         16.657.421
1772  AVA    1.680.103   GUTIERREZ CERVANTES MIGUEL ANGEL          8.470.529      -       27.238.763   181.195         27.922.573
1773  AVA   17.032.634   GUTIERREZ FERNANDEZ ARMANDO              21.843.878      -       91.217.790   466.596         94.276.513
1774  AVA      815.558   GUTIERREZ RIVERA DOMINGO                 10.275.756      -       31.074.104   226.953         31.764.080
1775  AVA      838.465   GUTIERREZ SARMIENTO JORGE ENRIQUE        60.186.244      -      221.781.588 1.259.990        228.286.926
1776  AVA   17.038.583   GUTIERREZ TORRES JORGE HUMBERTO           4.654.797      -       19.437.952    99.429         20.089.797
1777  AVA    2.922.896   GUZMAN BRAVO ROSENDO                      3.887.156      -       15.403.745    81.940         15.898.091
1778  AVA   20.080.084   GUZMAN BARRIOS SARA                       1.060.453      -        7.131.214    57.878          7.267.474
1779  AVA   17.049.814   GUZMAN GUZMAN JOSE VICTORIO               6.288.555      -       26.260.357   134.327         27.140.997
1780  AVA    6.386.548   GUZMAN ORTIZ MAURO                        5.936.549      -       21.095.851   122.823         21.720.419

1781  AVA  20.603.579  GUZMAN DE ESPINOSA OLGA                     440930    400   2    Casado(a)   77   0   02/02/1927   05/05/1953
1782  AVA     862.711  HENRIQUEZ MANOTAS HELIO DAVID               445712    400   1    Casado(a)   68   0   10/05/1936   23/12/1957
1783  AVA     861.376  HENRIQUEZ MENDOZA MELQUIADES                445885    400   1    Casado(a)   66   0   25/07/1937   04/03/1959
1784  AVA   2.036.938  HERNANDEZ DIAZ PEDRO ELIAS                  449153    400   1    Casado(a)   66   0   16/02/1938   16/01/1961
1785  AVA  17.009.175  HERNANDEZ GARCIA DANIEL LUCIANO             449960    400   1    Casado(a)   75   0   16/03/1929   24/02/1948
1786  AVA     917.742  HERNANDEZ HERNANDEZ MANUEL SILVESTRE        450645    400   1    Casado(a)   72   0   01/01/1932   26/12/1955
1787  AVA  41.341.871  HERNANDEZ MORA BELCY MARGOTH                452001    400   2    Casado(a)   60   0   01/07/1944   02/01/1961
1788  AVA   2.201.994  HERNANDEZ MORA CARLOS                       452270    400   1    Casado(a)   71   0   29/06/1933   07/12/1964
1789  AVA     810.632  HERNANDEZ CASTRO MANUEL FRANCISCO           452513    400   1    Casado(a)   74   0   06/07/1929   16/08/1955
1790  AVA   2.913.191  HERNANDEZ ROJAS LUIS ANGEL                  453891    400   1    Casado(a)   65   0   02/09/1938   18/04/1960
1791  AVA     810.884  HERNANDEZ MEZA RUBEN                        454215    400   1    Casado(a)   70   0   03/06/1934   01/04/1952
1792  AVA   3.708.422  HERNANDEZ VILLAFANE HUGO                    455405    400   1    Casado(a)   68   0   17/12/1935   17/09/1956
1793  AVA   9.046.827  HERRERA BURGOS LUIS CARLOS                  456002    400   1    Casado(a)   70   0   20/10/1933   03/03/1958
1794  AVA  20.280.044  HERRERA CASAS MERCEDES                      456341    400   2    Casado(a)   63   0   15/01/1941   04/02/1963
1795  AVA   2.864.908  HERRERA FORTUNATO                           457273    400   1    Casado(a)   67   0   23/04/1937   02/05/1962
1796  AVA   3.710.126  HERRERA GONZALEZ PEDRO                      457612    400   1    Casado(a)   66   0   09/09/1937   04/08/1958
1797  AVA   9.048.652  HERRERA OBANDO JOSE MANUEL                  458905    400   1    Casado(a)   64   0   04/02/1940   29/04/1965
1798  AVA     875.640  HERRERA PADILLA CALIXTO                     458975    400   1    Casado(a)   67   0   07/04/1937   21/01/1958
1799  AVA      77.079  HEYNE MURILLO OSCAR HERNANDO                461016    400   1    Casado(a)   74   0   05/08/1929   24/04/1953
1800  AVA     990.861  HOOKER MITCHELL WILLIAM                     462372    400   1    Casado(a)   77   0   24/04/1927   02/01/1959
1801  AVA   6.038.890  HOYOS HENAO BERTULIO                        462884    400   1    Casado(a)   74   0   29/10/1929   22/08/1955
1802  AVA   6.484.599  HOYOS HOYOS NAVAL                           463050    400   1    Casado(a)   71   0   08/03/1933   01/03/1955
1803  AVA   5.587.443  HURTADO CABRERA NUMAS ENRIQUE               464553    400   1    Casado(a)   61   0   18/11/1942   06/11/1963
1804  AVA   1.405.056  HURTADO GARCIA ELIAS                        464726    400   1    Casado(a)   64   0   18/04/1940   09/02/1965
1805  AVA  17.004.873  HURTADO NINO ARISTELIO                      465264    400   1    Casado(a)   65   0   02/11/1938   03/07/1961
1806  AVA   3.765.535  IBANEZ DE LEON FERNANDO ANTONIO             465776    400   1    Casado(a)   64   0   03/02/1940   11/01/1960
1807  AVA   2.731.289  IBARGUEN MORENO JOSE WILSON                 466454    400   1    Union libre 66   0   23/02/1938   20/02/1962
1808  AVA   6.076.129  IBARRA LUCAS ALBERTO                        466793    400   1    Casado(a)   64   0   22/04/1940   01/06/1961
1809  AVA   8.238.907  IBARRA LUIS ALFONSO                         466966    400   1    Casado(a)   61   0   17/11/1942   02/05/1961
1810  AVA      20.256  IZQUIERDO CRISTOBAL                         469685    400   1    Casado(a)   80   0   10/07/1923   20/02/1950
1811  AVA  17.027.538  JAIMES GUTIERREZ JOSE ANTONIO               470875    400   1    Casado(a)   84   0   28/02/1920   22/03/1954
1812  AVA   4.033.264  JAMES CASTANO ANTONIO                       471553    400   1    Casado(a)   65   0   01/11/1938   02/01/1959
1813  AVA     810.727  JARAMILLO SANTIAGO FAUSTO                   473933    400   1    Casado(a)   74   0   09/03/1930   09/01/1950
1814  AVA   3.687.837  JARABA BARRIGA AURELIO                      474950    400   1    Casado(a)   77   0   14/11/1926   25/09/1950
1815  AVA     832.618  JESSURUM PEREZ ERNESTO ENRIQUE              475635    400   1    Casado(a)   70   0   05/03/1934   02/05/1952
1816  AVA   2.945.961  JIMENEZ AGUIRRE HUMBERTO DE JESUS           476140    400   1    Casado(a)   64   0   18/04/1940   02/10/1991
1817  AVA     871.225  JIMENEZ BARROSO JOSE DE LOS SANTOS          476313    400   1    Casado(a)   66   0   23/06/1938   04/08/1958
1818  AVA     821.297  JIMENEZ BLANCO RAFAEL A                     476486    400   1    Casado(a)   69   0   18/06/1935   06/03/1957
1819  AVA  20.287.083  CUERVO VDA DE JIMENE MARIA ROSA             477201    400   2    Viudo(a)    72   0   27/01/1932   07/07/1952
1820  AVA   9.047.099  JIMENEZ CABARCAS RAFAEL                     477330    400   1    Casado(a)   82   0   23/01/1922   25/08/1951
1821  AVA     868.562  JIMENEZ PACHECO ANTONIO MANUEL              480900    400   1    Casado(a)   83   0   19/04/1921   19/06/1946
1822  AVA     847.803  JIMENEZ JIMENEZ ROQUE JACINTO               481751    400   1    Casado(a)   79   0   07/12/1924   09/09/1958
1823  AVA  22.312.190  JIMENO BULA ALICIA                          483453    400   2    Union libre 64   0   31/01/1940   02/09/1957
1824  AVA  22.680.412  JINETE AVENDANO CARMEN ALICIA               484131    400   2    Casado(a)   72   0   16/11/1931   17/01/1956
1825  AVA   3.700.590  JINETE GUTIERREZ GONZALO GABRIEL            484304    400   1    Casado(a)   64   0   24/03/1940   02/10/1961
1826  AVA   3.713.000  JULIAO CAMARGO LUIS ALBERTO                 485321    400   1    Casado(a)   76   0   22/12/1927   21/09/1951
1827  AVA     876.144  JULIO PAJARO AGUSTIN                        486312    400   1    Casado(a)   71   0   28/08/1932   08/08/1967
1828  AVA   3.703.563  JULIO PAEZ MARCELIANO EMILIO                486345    400   1    Casado(a)   65   0   04/05/1939   02/06/1958
1829  AVA     836.814  JUNIELES ROMERO GUSTAVO ENRIQUE             486850    400   1    Casado(a)   68   0   28/04/1936   17/02/1959
1830  AVA      95.595  LADINO RODRIGUEZ MARCO ANTONIO              488386    400   1    Casado(a)   73   0   07/10/1930   23/08/1955
1831  AVA     803.958  LALINDE GOENAGA GUILLERMO                   489915    400   1    Casado(a)   77   0   11/08/1926   01/02/1952
1832  AVA   7.411.620  LAMADRID BAENA MARCOS TULIO                 490420    400   1    Casado(a)   69   0   12/05/1935   20/02/1956
1833  AVA     876.690  LAMBYS ESCALANTE GILBERTO                   490593    400   1    Casado(a)   71   0   19/12/1932   25/03/1957
1834  AVA  20.127.337  CASTELLANOS DE LANDI CARMEN                 491212    400   2    Casado(a)   78   0   19/08/1925   21/01/1950
1835  AVA   3.684.187  LARGE SOSA GUILLERMO FRANCISCO              493312    400   1    Casado(a)   81   0   27/08/1922   17/10/1955
1836  AVA     553.273  LEZCANO SALAZAR JUAN EVANGELISTA            493824    400   1    Casado(a)   85   0   18/10/1918   16/04/1952
1837  AVA     834.219  LASCARRO EMEL VICTOR                        493990    400   1    Casado(a)   67   0   09/05/1937   18/08/1958
1838  AVA   2.164.729  LASPRILLA NARANJO HERNAN                    494163    400   1    Casado(a)   72   0   10/09/1931   01/10/1959
1839  AVA  41.423.523  LAVERDE ROMERO ANA DEIDA                    495854    400   2    Casado(a)   56   0   04/10/1947   15/10/1997
1840  AVA     871.094  LAVERGNE ORTEGA GUSTAVO ENRIQUE             496204    400   1    Casado(a)   75   0   15/11/1928   16/04/1956
1841  AVA      77.264  LEAL RESTREPO CARLOS                        497055    400   1    Casado(a)   84   0   19/04/1920   03/03/1952
1842  AVA     262.544  LEON ALFONSO JOSE VICENTE                   499601    400   1    Casado(a)   72   0   10/07/1931   02/04/1956
1843  AVA   4.497.575  LEON OLAYA SATURNINO                        500286    400   1    Casado(a)   76   0   07/10/1927   09/12/1952
1844  AVA   2.864.620  LEON VARGAS NOE SEVERIANO                   501303    400   1    Casado(a)   67   0   27/05/1937   16/09/1958
1845  AVA     802.696  LINDADO URINA JULIO CESAR                   503510    400   1    Casado(a)   74   0   30/03/1930   20/06/1955
1846  AVA   1.202.311  LOAIZA GUTIERREZ EDGAR                      504873    400   1    Casado(a)   69   0   23/08/1934   25/01/1954
1847  AVA   3.305.315  LOAIZA CANO HERCILIO DE JESUS               505046    400   1    Casado(a)   78   0   27/04/1926   01/06/1950
1848  AVA   3.711.436  LOBELO ACOSTA FERNANDO ANTONIO              505212    400   1    Casado(a)   69   0   03/11/1934   17/01/1955
1849  AVA     810.220  LOHRER GOELKEL CARLOS FEDERICO              505724    400   1    Casado(a)   83   0   07/01/1921   01/03/1951
1850  AVA   3.707.579  LONDONO NAVAS ELIAS                         507113    400   1    Casado(a)   77   0   22/11/1926   16/04/1953
1851  AVA     838.904  LOPEZ ACOSTA HEDELBERTO ENRIQUE             508270    400   1    Casado(a)   74   0   06/10/1929   03/03/1958
1852  AVA     882.121  LOPEZ ALVIS HUMBERTO GIL                    508443    400   1    Casado(a)   77   0   03/03/1927   17/01/1955
1853  AVA     876.303  LOPEZ BATISTA ALFONSO                       508955    400   1    Casado(a)   73   0   13/04/1931   04/02/1955
1854  AVA   1.536.697  LOPEZ BERROCAL JESUS MIGUEL                 509633    400   1    Casado(a)   70   0   05/02/1934   01/06/1956
1855  AVA   3.712.314  LOPEZ CALDERON EDUARDO R                    509810    400   1    Casado(a)   68   0   07/02/1936   17/07/1972
1856  AVA     810.775  LOPEZ CAMARGO MANUEL ALFONSO                509972    400   1    Casado(a)   70   0   18/10/1933   01/09/1954
1857  AVA     156.923  LOPEZ DIONISIO                              510650    400   1    Casado(a)   74   0   18/10/1929   02/01/1951
1858  AVA   1.339.636  LOPEZ ECHEVERRI REINALDO                    510996    400   1    Casado(a)   86   0   18/06/1918   16/05/1955
1859  AVA     882.713  LOPEZ GARCES CALIXTO                        511674    400   1    Casado(a)   75   0   17/10/1928   04/12/1961
1860  AVA     516.787  LOPEZ HENAO BERNARDO                        512470    400   1    Casado(a)   80   0   17/04/1924   09/02/1965
1861  AVA   1.923.051  LOPEZ MEDINA HUGO LINO                      514220    400   1    Casado(a)   69   0   29/05/1935   07/06/1952
1862  AVA  20.230.728  GRACIA DE LOPEZ YOLANDA                     517963    400   2    Casado(a)   67   0   17/12/1936   04/09/1961
1863  AVA   3.373.457  LOPEZ ZULUAGA MARIO DE JESUS                518232    400   1    Casado(a)   64   0   22/04/1940   09/11/1962
1864  AVA     810.988  LORA LORA GILBERTO RAFAEL                   518641    400   1    Casado(a)   82   0   16/06/1922   04/05/1953
1865  AVA   6.220.556  LOZANO DANIEL HUMBERTO                      519794    400   1    Casado(a)   68   0   25/05/1936   18/12/1961

1781  AVA  20.603.579  GUZMAN DE ESPINOSA OLGA                 JUBILACION COMPARTIDA    131.752   13.559.318    2.450.250     -
1782  AVA     862.711  HENRIQUEZ MANOTAS HELIO DAVID           JUBILACION COMPARTIDA    136.183   18.599.170    6.927.268     -
1783  AVA     861.376  HENRIQUEZ MENDOZA MELQUIADES            JUBILACION COMPARTIDA    145.044   21.077.218    7.356.361     -
1784  AVA   2.036.938  HERNANDEZ DIAZ PEDRO ELIAS              JUBILACION COMPARTIDA     70.127   10.190.578    3.556.710     -
1785  AVA  17.009.175  HERNANDEZ GARCIA DANIEL LUCIANO         JUBILACION COMPARTIDA    432.931   45.900.876   21.360.158     -
1786  AVA     917.742  HERNANDEZ HERNANDEZ MANUEL SILVESTRE    JUBILACION COMPARTIDA    234.395   27.887.440   11.821.333     -
1787  AVA  41.341.871  HERNANDEZ MORA BELCY MARGOTH            JUBILACION COMPARTIDA    115.524   20.637.934    2.488.707     -
1788  AVA   2.201.994  HERNANDEZ MORA CARLOS                   JUBILACION COMPARTIDA    610.635   75.320.352   30.930.942     -
1789  AVA     810.632  HERNANDEZ CASTRO MANUEL FRANCISCO       JUBILACION COMPARTIDA    124.352   13.716.368    6.190.507     -
1790  AVA   2.913.191  HERNANDEZ ROJAS LUIS ANGEL              JUBILACION COMPARTIDA     89.142   13.341.977    4.503.274     -
1791  AVA     810.884  HERNANDEZ MEZA RUBEN                    JUBILACION COMPARTIDA    363.088   46.376.348   18.449.566     -
1792  AVA   3.708.422  HERNANDEZ VILLAFANE HUGO                JUBILACION COMPARTIDA     69.833    9.537.430    3.552.220     -
1793  AVA   9.046.827  HERRERA BURGOS LUIS CARLOS              JUBILACION COMPARTIDA    732.043   93.502.072   37.197.252     -
1794  AVA  20.280.044  HERRERA CASAS MERCEDES                  JUBILACION COMPARTIDA    100.786   16.669.988    2.221.560     -
1795  AVA   2.864.908  HERRERA FORTUNATO                       JUBILACION COMPARTIDA    675.415   95.199.312   34.333.284     -
1796  AVA   3.710.126  HERRERA GONZALEZ PEDRO                  JUBILACION COMPARTIDA    128.628   18.691.710    6.523.772     -
1797  AVA   9.048.652  HERRERA OBANDO JOSE MANUEL              JUBILACION COMPARTIDA     93.993   14.475.843    4.721.198     -
1798  AVA     875.640  HERRERA PADILLA CALIXTO                 JUBILACION COMPARTIDA     89.936   12.676.422    4.571.705     -
1799  AVA      77.079  HEYNE MURILLO OSCAR HERNANDO            JUBILACION COMPARTIDA    276.032   30.447.088   13.741.460     -
1800  AVA     990.861  HOOKER MITCHELL WILLIAM                 JUBILACION COMPARTIDA    227.436   22.195.340   10.965.963     -
1801  AVA   6.038.890  HOYOS HENAO BERTULIO                    JUBILACION COMPARTIDA    502.400   55.416.100   25.010.540     -
1802  AVA   6.484.599  HOYOS HOYOS NAVAL                       JUBILACION COMPARTIDA    712.520   87.887.616   36.091.800     -
1803  AVA   5.587.443  HURTADO CABRERA NUMAS ENRIQUE           JUBILACION COMPARTIDA     59.580    9.943.719    2.910.935     -
1804  AVA   1.405.056  HURTADO GARCIA ELIAS                    JUBILACION COMPARTIDA     64.899    9.995.081    3.259.829     -
1805  AVA  17.004.873  HURTADO NINO ARISTELIO                  JUBILACION COMPARTIDA    104.028   15.569.980    5.255.284     -
1806  AVA   3.765.535  IBANEZ DE LEON FERNANDO ANTONIO         JUBILACION COMPARTIDA     14.627    2.252.701      734.703     -
1807  AVA   2.731.289  IBARGUEN MORENO JOSE WILSON             JUBILACION COMPARTIDA     94.662   13.755.906    4.801.080     -
1808  AVA   6.076.129  IBARRA LUCAS ALBERTO                    JUBILACION COMPARTIDA     82.503   12.706.270    4.144.064     -
1809  AVA   8.238.907  IBARRA LUIS ALFONSO                     JUBILACION COMPARTIDA     60.534   10.102.939    2.957.546     -
1810  AVA      20.256  IZQUIERDO CRISTOBAL                     JUBILACION COMPARTIDA    213.384   18.218.440    9.778.964     -
1811  AVA  17.027.538  JAIMES GUTIERREZ JOSE ANTONIO           JUBILACION COMPARTIDA    130.440    9.154.316    5.444.307     -
1812  AVA   4.033.264  JAMES CASTANO ANTONIO                   JUBILACION COMPARTIDA    179.975   26.937.046    9.091.973     -
1813  AVA     810.727  JARAMILLO SANTIAGO FAUSTO               JUBILACION COMPARTIDA  1.000.985  110.411.400   49.831.164     -
1814  AVA   3.687.837  JARABA BARRIGA AURELIO                  JUBILACION COMPARTIDA    340.534   33.232.502   16.419.050     -
1815  AVA     832.618  JESSURUM PEREZ ERNESTO ENRIQUE          JUBILACION COMPARTIDA    173.864   22.207.228    8.834.540     -
1816  AVA   2.945.961  JIMENEZ AGUIRRE HUMBERTO DE JESUS       JUBILACION COMPARTIDA    148.222   22.827.640    7.445.080     -
1817  AVA     871.225  JIMENEZ BARROSO JOSE DE LOS SANTOS      JUBILACION COMPARTIDA    122.851   17.852.220    6.230.773     -
1818  AVA     821.297  JIMENEZ BLANCO RAFAEL A                 JUBILACION COMPARTIDA    474.854   62.411.820   24.441.152     -
1819  AVA  20.287.083  CUERVO VDA DE JIMENE MARIA ROSA         JUBILACION COMPARTIDA    136.292   17.061.214    2.810.837     -
1820  AVA   9.047.099  JIMENEZ CABARCAS RAFAEL                 JUBILACION COMPARTIDA     63.446    4.923.804    2.785.704     -
1821  AVA     868.562  JIMENEZ PACHECO ANTONIO MANUEL          JUBILACION COMPARTIDA    363.088   26.812.642   15.558.915     -
1822  AVA     847.803  JIMENEZ JIMENEZ ROQUE JACINTO           JUBILACION COMPARTIDA    302.566   27.043.926   14.137.321     -
1823  AVA  22.312.190  JIMENO BULA ALICIA                      JUBILACION COMPARTIDA    151.939   24.446.362    3.343.978     -
1824  AVA  22.680.412  JINETE AVENDANO CARMEN ALICIA           JUBILACION COMPARTIDA     48.717    6.098.459    1.004.722     -
1825  AVA   3.700.590  JINETE GUTIERREZ GONZALO GABRIEL        JUBILACION COMPARTIDA     61.912    9.535.054    3.109.794     -
1826  AVA   3.713.000  JULIAO CAMARGO LUIS ALBERTO             JUBILACION COMPARTIDA    168.484   17.148.804    8.225.126     -
1827  AVA     876.144  JULIO PAJARO AGUSTIN                    JUBILACION COMPARTIDA    294.161   36.284.044   14.900.354     -
1828  AVA   3.703.563  JULIO PAEZ MARCELIANO EMILIO            JUBILACION COMPARTIDA    126.537   18.938.926    6.392.393     -
1829  AVA     836.814  JUNIELES ROMERO GUSTAVO ENRIQUE         JUBILACION COMPARTIDA     85.791   11.716.892    4.363.961     -
1830  AVA      95.595  LADINO RODRIGUEZ MARCO ANTONIO          JUBILACION COMPARTIDA    275.209   31.546.194   13.799.830     -
1831  AVA     803.958  LALINDE GOENAGA GUILLERMO               JUBILACION COMPARTIDA  1.100.886  107.434.784   53.079.876     -
1832  AVA   7.411.620  LAMADRID BAENA MARCOS TULIO             JUBILACION COMPARTIDA    218.696   28.744.028   11.256.476     -
1833  AVA     876.690  LAMBYS ESCALANTE GILBERTO               JUBILACION COMPARTIDA    475.026   58.593.304   24.061.842     -
1834  AVA  20.127.337  CASTELLANOS DE LANDI CARMEN             JUBILACION COMPARTIDA     54.196    5.343.439      981.113     -
1835  AVA   3.684.187  LARGE SOSA GUILLERMO FRANCISCO          JUBILACION COMPARTIDA    172.195   14.025.434    7.731.717     -
1836  AVA     553.273  LEZCANO SALAZAR JUAN EVANGELISTA        JUBILACION COMPARTIDA     45.749    3.047.484    1.856.050     -
1837  AVA     834.219  LASCARRO EMEL VICTOR                    JUBILACION COMPARTIDA    324.841   45.786.128   16.512.600     -
1838  AVA   2.164.729  LASPRILLA NARANJO HERNAN                JUBILACION COMPARTIDA    824.822   98.134.232   41.598.564     -
1839  AVA  41.423.523  LAVERDE ROMERO ANA DEIDA                JUBILACION COMPARTIDA     16.331    3.186.126      337.362     -
1840  AVA     871.094  LAVERGNE ORTEGA GUSTAVO ENRIQUE         JUBILACION COMPARTIDA    232.667   24.668.178   11.479.437     -
1841  AVA      77.264  LEAL RESTREPO CARLOS                    JUBILACION COMPARTIDA    475.755   33.388.618   19.857.072     -
1842  AVA     262.544  LEON ALFONSO JOSE VICENTE               JUBILACION COMPARTIDA    335.373   39.901.424   16.913.996     -
1843  AVA   4.497.575  LEON OLAYA SATURNINO                    JUBILACION COMPARTIDA    244.912   24.927.872   11.956.221     -
1844  AVA   2.864.620  LEON VARGAS NOE SEVERIANO               JUBILACION COMPARTIDA    131.220   18.495.376    6.670.289     -
1845  AVA     802.696  LINDADO URINA JULIO CESAR               JUBILACION COMPARTIDA    127.946   14.112.796    6.369.424     -
1846  AVA   1.202.311  LOAIZA GUTIERREZ EDGAR                  JUBILACION COMPARTIDA     62.330    8.192.264    3.208.180     -
1847  AVA   3.305.315  LOAIZA CANO HERCILIO DE JESUS           JUBILACION COMPARTIDA     88.346    8.256.290    4.198.176     -
1848  AVA   3.711.436  LOBELO ACOSTA FERNANDO ANTONIO          JUBILACION COMPARTIDA  1.322.460  173.815.824   68.068.176     -
1849  AVA     810.220  LOHRER GOELKEL CARLOS FEDERICO          JUBILACION COMPARTIDA     27.335    2.018.584    1.171.349     -
1850  AVA   3.707.579  LONDONO NAVAS ELIAS                     JUBILACION COMPARTIDA    426.591   41.630.752   20.568.340     -
1851  AVA     838.904  LOPEZ ACOSTA HEDELBERTO ENRIQUE         JUBILACION COMPARTIDA    304.617   33.600.092   15.164.482     -
1852  AVA     882.121  LOPEZ ALVIS HUMBERTO GIL                JUBILACION COMPARTIDA    235.215   22.954.488   11.341.032     -
1853  AVA     876.303  LOPEZ BATISTA ALFONSO                   JUBILACION COMPARTIDA    266.775   30.579.436   13.376.923     -
1854  AVA   1.536.697  LOPEZ BERROCAL JESUS MIGUEL             JUBILACION COMPARTIDA    397.270   50.742.332   20.186.454     -
1855  AVA   3.712.314  LOPEZ CALDERON EDUARDO R                JUBILACION COMPARTIDA     79.860   10.906.866    4.062.267     -
1856  AVA     810.775  LOPEZ CAMARGO MANUEL ALFONSO            JUBILACION COMPARTIDA    353.469   45.147.740   17.960.796     -
1857  AVA     156.923  LOPEZ DIONISIO                          JUBILACION COMPARTIDA    287.775   31.742.374   14.326.052     -
1858  AVA   1.339.636  LOPEZ ECHEVERRI REINALDO                JUBILACION COMPARTIDA     14.599      921.856      574.567     -
1859  AVA     882.713  LOPEZ GARCES CALIXTO                    JUBILACION COMPARTIDA     47.352    5.020.427    2.336.276     -
1860  AVA     516.787  LOPEZ HENAO BERNARDO                    JUBILACION COMPARTIDA    390.897   33.374.264   17.914.032     -
1861  AVA   1.923.051  LOPEZ MEDINA HUGO LINO                  JUBILACION COMPARTIDA     68.032    8.941.698    3.501.667     -
1862  AVA  20.230.728  GRACIA DE LOPEZ YOLANDA                 JUBILACION COMPARTIDA     11.906    1.755.113      261.878     -
1863  AVA   3.373.457  LOPEZ ZULUAGA MARIO DE JESUS            JUBILACION COMPARTIDA     75.126   11.570.140    3.773.523     -
1864  AVA     810.988  LORA LORA GILBERTO RAFAEL               JUBILACION COMPARTIDA    214.115   16.616.655    9.401.081     -
1865  AVA   6.220.556  LOZANO DANIEL HUMBERTO                  JUBILACION COMPARTIDA    106.657   14.566.662    5.425.359     -

1781  AVA  20.603.579  GUZMAN DE ESPINOSA OLGA                    16.009.568       -    -          -          -        13.559.318
1782  AVA     862.711  HENRIQUEZ MANOTAS HELIO DAVID              25.526.438       -    -          -          -        18.599.170
1783  AVA     861.376  HENRIQUEZ MENDOZA MELQUIADES               28.433.579       -    -          -          -        21.077.218
1784  AVA   2.036.938  HERNANDEZ DIAZ PEDRO ELIAS                 13.747.288       -    -          -          -        10.190.578
1785  AVA  17.009.175  HERNANDEZ GARCIA DANIEL LUCIANO            67.261.034       -    -          -          -        45.900.876
1786  AVA     917.742  HERNANDEZ HERNANDEZ MANUEL SILVESTRE       39.708.773       -    -          -          -        27.887.440
1787  AVA  41.341.871  HERNANDEZ MORA BELCY MARGOTH               23.126.641       -    -          -          -        20.637.934
1788  AVA   2.201.994  HERNANDEZ MORA CARLOS                     106.251.294       -    -          -          -        75.320.352
1789  AVA     810.632  HERNANDEZ CASTRO MANUEL FRANCISCO          19.906.875       -    -          -          -        13.716.368
1790  AVA   2.913.191  HERNANDEZ ROJAS LUIS ANGEL                 17.845.251       -    -          -          -        13.341.977
1791  AVA     810.884  HERNANDEZ MEZA RUBEN                       64.825.914       -    -          -          -        46.376.348
1792  AVA   3.708.422  HERNANDEZ VILLAFANE HUGO                   13.089.650       -    -          -          -         9.537.430
1793  AVA   9.046.827  HERRERA BURGOS LUIS CARLOS                130.699.324       -    -          -          -        93.502.072
1794  AVA  20.280.044  HERRERA CASAS MERCEDES                     18.891.548       -    -          -          -        16.669.988
1795  AVA   2.864.908  HERRERA FORTUNATO                         129.532.596       -    -          -          -        95.199.312
1796  AVA   3.710.126  HERRERA GONZALEZ PEDRO                     25.215.482       -    -          -          -        18.691.710
1797  AVA   9.048.652  HERRERA OBANDO JOSE MANUEL                 19.197.041       -    -          -          -        14.475.843
1798  AVA     875.640  HERRERA PADILLA CALIXTO                    17.248.127       -    -          -          -        12.676.422
1799  AVA      77.079  HEYNE MURILLO OSCAR HERNANDO               44.188.548       -    -          -          -        30.447.088
1800  AVA     990.861  HOOKER MITCHELL WILLIAM                    33.161.303       -    -          -          -        22.195.340
1801  AVA   6.038.890  HOYOS HENAO BERTULIO                       80.426.640       -    -          -          -        55.416.100
1802  AVA   6.484.599  HOYOS HOYOS NAVAL                         123.979.416       -    -          -          -        87.887.616
1803  AVA   5.587.443  HURTADO CABRERA NUMAS ENRIQUE              12.854.654       -    -          -          -         9.943.719
1804  AVA   1.405.056  HURTADO GARCIA ELIAS                       13.254.910       -    -          -          -         9.995.081
1805  AVA  17.004.873  HURTADO NINO ARISTELIO                     20.825.264       -    -          -          -        15.569.980
1806  AVA   3.765.535  IBANEZ DE LEON FERNANDO ANTONIO             2.987.404       -    -          -          -         2.252.701
1807  AVA   2.731.289  IBARGUEN MORENO JOSE WILSON                18.556.986       -    -          -          -        13.755.906
1808  AVA   6.076.129  IBARRA LUCAS ALBERTO                       16.850.334       -    -          -          -        12.706.270
1809  AVA   8.238.907  IBARRA LUIS ALFONSO                        13.060.485       -    -          -          -        10.102.939
1810  AVA      20.256  IZQUIERDO CRISTOBAL                        27.997.404       -    -          -          -        18.218.440
1811  AVA  17.027.538  JAIMES GUTIERREZ JOSE ANTONIO              14.598.623       -    -          -          -         9.154.316
1812  AVA   4.033.264  JAMES CASTANO ANTONIO                      36.029.019       -    -          -          -        26.937.046
1813  AVA     810.727  JARAMILLO SANTIAGO FAUSTO                 160.242.564       -    -          -          -       110.411.400
1814  AVA   3.687.837  JARABA BARRIGA AURELIO                     49.651.552       -    -          -          -        33.232.502
1815  AVA     832.618  JESSURUM PEREZ ERNESTO ENRIQUE             31.041.768       -    -          -          -        22.207.228
1816  AVA   2.945.961  JIMENEZ AGUIRRE HUMBERTO DE JESUS          30.272.720       -    -          -          -        22.827.640
1817  AVA     871.225  JIMENEZ BARROSO JOSE DE LOS SANTOS         24.082.993       -    -          -          -        17.852.220
1818  AVA     821.297  JIMENEZ BLANCO RAFAEL A                    86.852.972       -    -          -          -        62.411.820
1819  AVA  20.287.083  CUERVO VDA DE JIMENE MARIA ROSA            19.872.051       -    -          -          -        17.061.214
1820  AVA   9.047.099  JIMENEZ CABARCAS RAFAEL                     7.709.508       -    -          -          -         4.923.804
1821  AVA     868.562  JIMENEZ PACHECO ANTONIO MANUEL             42.371.557       -    -          -          -        26.812.642
1822  AVA     847.803  JIMENEZ JIMENEZ ROQUE JACINTO              41.181.247       -    -          -          -        27.043.926
1823  AVA  22.312.190  JIMENO BULA ALICIA                         27.790.340       -    -          -          -        24.446.362
1824  AVA  22.680.412  JINETE AVENDANO CARMEN ALICIA               7.103.181       -    -          -          -         6.098.459
1825  AVA   3.700.590  JINETE GUTIERREZ GONZALO GABRIEL           12.644.848       -    -          -          -         9.535.054
1826  AVA   3.713.000  JULIAO CAMARGO LUIS ALBERTO                25.373.930       -    -          -          -        17.148.804
1827  AVA     876.144  JULIO PAJARO AGUSTIN                       51.184.398       -    -          -          -        36.284.044
1828  AVA   3.703.563  JULIO PAEZ MARCELIANO EMILIO               25.331.319       -    -          -          -        18.938.926
1829  AVA     836.814  JUNIELES ROMERO GUSTAVO ENRIQUE            16.080.853       -    -          -          -        11.716.892
1830  AVA      95.595  LADINO RODRIGUEZ MARCO ANTONIO             45.346.024       -    -          -          -        31.546.194
1831  AVA     803.958  LALINDE GOENAGA GUILLERMO                 160.514.660       -    -          -          -       107.434.784
1832  AVA   7.411.620  LAMADRID BAENA MARCOS TULIO                40.000.504       -    -          -          -        28.744.028
1833  AVA     876.690  LAMBYS ESCALANTE GILBERTO                  82.655.146       -    -          -          -        58.593.304
1834  AVA  20.127.337  CASTELLANOS DE LANDI CARMEN                 6.324.552       -    -          -          -         5.343.439
1835  AVA   3.684.187  LARGE SOSA GUILLERMO FRANCISCO             21.757.151       -    -          -          -        14.025.434
1836  AVA     553.273  LEZCANO SALAZAR JUAN EVANGELISTA            4.903.534       -    -          -          -         3.047.484
1837  AVA     834.219  LASCARRO EMEL VICTOR                       62.298.728       -    -          -          -        45.786.128
1838  AVA   2.164.729  LASPRILLA NARANJO HERNAN                  139.732.796       -    -          -          -        98.134.232
1839  AVA  41.423.523  LAVERDE ROMERO ANA DEIDA                    3.523.488       -    -          -          -         3.186.126
1840  AVA     871.094  LAVERGNE ORTEGA GUSTAVO ENRIQUE            36.147.615       -    -          -          -        24.668.178
1841  AVA      77.264  LEAL RESTREPO CARLOS                       53.245.690       -    -          -          -        33.388.618
1842  AVA     262.544  LEON ALFONSO JOSE VICENTE                  56.815.420       -    -          -          -        39.901.424
1843  AVA   4.497.575  LEON OLAYA SATURNINO                       36.884.093       -    -          -          -        24.927.872
1844  AVA   2.864.620  LEON VARGAS NOE SEVERIANO                  25.165.665       -    -          -          -        18.495.376
1845  AVA     802.696  LINDADO URINA JULIO CESAR                  20.482.220       -    -          -          -        14.112.796
1846  AVA   1.202.311  LOAIZA GUTIERREZ EDGAR                     11.400.444       -    -          -          -         8.192.264
1847  AVA   3.305.315  LOAIZA CANO HERCILIO DE JESUS              12.454.466       -    -          -          -         8.256.290
1848  AVA   3.711.436  LOBELO ACOSTA FERNANDO ANTONIO            241.884.000       -    -          -          -       173.815.824
1849  AVA     810.220  LOHRER GOELKEL CARLOS FEDERICO              3.189.933       -    -          -          -         2.018.584
1850  AVA   3.707.579  LONDONO NAVAS ELIAS                        62.199.092       -    -          -          -        41.630.752
1851  AVA     838.904  LOPEZ ACOSTA HEDELBERTO ENRIQUE            48.764.574       -    -          -          -        33.600.092
1852  AVA     882.121  LOPEZ ALVIS HUMBERTO GIL                   34.295.520       -    -          -          -        22.954.488
1853  AVA     876.303  LOPEZ BATISTA ALFONSO                      43.956.359       -    -          -          -        30.579.436
1854  AVA   1.536.697  LOPEZ BERROCAL JESUS MIGUEL                70.928.786       -    -          -          -        50.742.332
1855  AVA   3.712.314  LOPEZ CALDERON EDUARDO R                   14.969.133       -    -          -          -        10.906.866
1856  AVA     810.775  LOPEZ CAMARGO MANUEL ALFONSO               63.108.536       -    -          -          -        45.147.740
1857  AVA     156.923  LOPEZ DIONISIO                             46.068.426       -    -          -          -        31.742.374
1858  AVA   1.339.636  LOPEZ ECHEVERRI REINALDO                    1.496.423       -    -          -          -           921.856
1859  AVA     882.713  LOPEZ GARCES CALIXTO                        7.356.703       -    -          -          -         5.020.427
1860  AVA     516.787  LOPEZ HENAO BERNARDO                       51.288.296       -    -          -          -        33.374.264
1861  AVA   1.923.051  LOPEZ MEDINA HUGO LINO                     12.443.365       -    -          -          -         8.941.698
1862  AVA  20.230.728  GRACIA DE LOPEZ YOLANDA                     2.016.991       -    -          -          -         1.755.113
1863  AVA   3.373.457  LOPEZ ZULUAGA MARIO DE JESUS               15.343.663       -    -          -          -        11.570.140
1864  AVA     810.988  LORA LORA GILBERTO RAFAEL                  26.017.736       -    -          -          -        16.616.655
1865  AVA   6.220.556  LOZANO DANIEL HUMBERTO                     19.992.021       -    -          -          -        14.566.662

1781  AVA  20.603.579  GUZMAN DE ESPINOSA OLGA                    2.450.250      -        16.009.568       140.303       16.282.048
1782  AVA     862.711  HENRIQUEZ MANOTAS HELIO DAVID              6.927.268      -        25.526.438       145.021       26.275.128
1783  AVA     861.376  HENRIQUEZ MENDOZA MELQUIADES               7.356.361      -        28.433.579       154.457       29.324.711
1784  AVA   2.036.938  HERNANDEZ DIAZ PEDRO ELIAS                 3.556.710      -        13.747.288        74.678       14.178.125
1785  AVA  17.009.175  HERNANDEZ GARCIA DANIEL LUCIANO            1.360.158      -        67.261.034       461.028       68.888.266
1786  AVA     917.742  HERNANDEZ HERNANDEZ MANUEL SILVESTRE       1.821.333      -        39.708.773       249.607       40.772.534
1787  AVA  41.341.871  HERNANDEZ MORA BELCY MARGOTH               2.488.707      -        23.126.641       123.022       23.868.868
1788  AVA   2.201.994  HERNANDEZ MORA CARLOS                      0.930.942      -       106.251.294       650.265      109.182.753
1789  AVA     810.632  HERNANDEZ CASTRO MANUEL FRANCISCO          6.190.507      -        19.906.875       132.423       20.406.695
1790  AVA   2.913.191  HERNANDEZ ROJAS LUIS ANGEL                 4.503.274      -        17.845.251        94.927       18.417.844
1791  AVA     810.884  HERNANDEZ MEZA RUBEN                       8.449.566      -        64.825.914       386.652       66.664.363
1792  AVA   3.708.422  HERNANDEZ VILLAFANE HUGO                   3.552.220      -        13.089.650        74.365       13.473.565
1793  AVA   9.046.827  HERRERA BURGOS LUIS CARLOS                 7.197.252      -       130.699.324       779.553      134.406.141
1794  AVA  20.280.044  HERRERA CASAS MERCEDES                     2.221.560      -        18.891.548       107.327       19.445.671
1795  AVA   2.864.908  HERRERA FORTUNATO                          4.333.284      -       129.532.596       719.249      133.495.188
1796  AVA   3.710.126  HERRERA GONZALEZ PEDRO                     6.523.772      -        25.215.482       136.976       26.005.823
1797  AVA   9.048.652  HERRERA OBANDO JOSE MANUEL                 4.721.198      -        19.197.041       100.093       19.827.225
1798  AVA     875.640  HERRERA PADILLA CALIXTO                    4.571.705      -        17.248.127        95.773       17.775.812
1799  AVA      77.079  HEYNE MURILLO OSCAR HERNANDO               3.741.460      -        44.188.548       293.947       45.297.923
1800  AVA     990.861  HOOKER MITCHELL WILLIAM                    0.965.963      -        33.161.303       242.197       33.897.614
1801  AVA   6.038.890  HOYOS HENAO BERTULIO                       5.010.540      -        80.426.640       535.006       82.445.681
1802  AVA   6.484.599  HOYOS HOYOS NAVAL                          6.091.800      -       123.979.416       758.763      127.400.118
1803  AVA   5.587.443  HURTADO CABRERA NUMAS ENRIQUE              2.910.935      -        12.854.654        63.447       13.302.718
1804  AVA   1.405.056  HURTADO GARCIA ELIAS                       3.259.829      -        13.254.910        69.111       13.690.062
1805  AVA  17.004.873  HURTADO NINO ARISTELIO                     5.255.284      -        20.825.264       110.779       21.493.467
1806  AVA   3.765.535  IBANEZ DE LEON FERNANDO ANTONIO              734.703      -         2.987.404        15.576        3.085.420
1807  AVA   2.731.289  IBARGUEN MORENO JOSE WILSON                4.801.080      -        18.556.986       100.806       19.138.704
1808  AVA   6.076.129  IBARRA LUCAS ALBERTO                       4.144.064      -        16.850.334        87.858       17.403.619
1809  AVA   8.238.907  IBARRA LUIS ALFONSO                        2.957.546      -        13.060.485        64.463       13.515.740
1810  AVA      20.256  IZQUIERDO CRISTOBAL                        9.778.964      -        27.997.404       227.233       28.532.598
1811  AVA  17.027.538  JAIMES GUTIERREZ JOSE ANTONIO              5.444.307      -        14.598.623       138.906       14.815.857
1812  AVA   4.033.264  JAMES CASTANO ANTONIO                      9.091.973      -        36.029.019       191.655       37.185.117
1813  AVA     810.727  JARAMILLO SANTIAGO FAUSTO                  9.831.164      -       160.242.564     1.065.949      164.265.240
1814  AVA   3.687.837  JARABA BARRIGA AURELIO                     6.419.050      -        49.651.552       362.635       50.753.979
1815  AVA     832.618  JESSURUM PEREZ ERNESTO ENRIQUE             8.834.540      -        31.041.768       185.148       31.922.175
1816  AVA   2.945.961  JIMENEZ AGUIRRE HUMBERTO DE JESUS          7.445.080      -        30.272.720       157.842       31.266.610
1817  AVA     871.225  JIMENEZ BARROSO JOSE DE LOS SANTOS         6.230.773      -        24.082.993       130.824       24.837.825
1818  AVA     821.297  JIMENEZ BLANCO RAFAEL A                    4.441.152      -        86.852.972       505.672       89.424.685
1819  AVA  20.287.083  CUERVO VDA DE JIMENE MARIA ROSA            2.810.837      -        19.872.051       145.137       20.313.207
1820  AVA   9.047.099  JIMENEZ CABARCAS RAFAEL                    2.785.704      -         7.709.508        67.564        7.840.747
1821  AVA     868.562  JIMENEZ PACHECO ANTONIO MANUEL             5.558.915      -        42.371.557       386.652       43.047.588
1822  AVA     847.803  JIMENEZ JIMENEZ ROQUE JACINTO              4.137.321      -        41.181.247       322.203       42.001.360
1823  AVA  22.312.190  JIMENO BULA ALICIA                         3.343.978      -        27.790.340       161.800       28.613.238
1824  AVA  22.680.412  JINETE AVENDANO CARMEN ALICIA              1.004.722      -         7.103.181        51.879        7.260.925
1825  AVA   3.700.590  JINETE GUTIERREZ GONZALO GABRIEL           3.109.794      -        12.644.848        65.930       13.059.944
1826  AVA   3.713.000  JULIAO CAMARGO LUIS ALBERTO                8.225.126      -        25.373.930       179.419       25.963.412
1827  AVA     876.144  JULIO PAJARO AGUSTIN                       4.900.354      -        51.184.398       313.252       52.596.582
1828  AVA   3.703.563  JULIO PAEZ MARCELIANO EMILIO               6.392.393      -        25.331.319       134.749       26.144.153
1829  AVA     836.814  JUNIELES ROMERO GUSTAVO ENRIQUE            4.363.961      -        16.080.853        91.359       16.552.565
1830  AVA      95.595  LADINO RODRIGUEZ MARCO ANTONIO             3.799.830      -        45.346.024       293.070       46.523.163
1831  AVA     803.958  LALINDE GOENAGA GUILLERMO                  3.079.876      -       160.514.660     1.172.334      164.078.524
1832  AVA   7.411.620  LAMADRID BAENA MARCOS TULIO                1.256.476      -        40.000.504       232.889       41.184.850
1833  AVA     876.690  LAMBYS ESCALANTE GILBERTO                  4.061.842      -        82.655.146       505.855       84.935.588
1834  AVA  20.127.337  CASTELLANOS DE LANDI CARMEN                  981.113      -         6.324.552        57.713        6.425.432
1835  AVA   3.684.187  LARGE SOSA GUILLERMO FRANCISCO             7.731.717      -        21.757.151       183.371       22.150.575
1836  AVA     553.273  LEZCANO SALAZAR JUAN EVANGELISTA           1.856.050      -         4.903.534        48.718        4.971.100
1837  AVA     834.219  LASCARRO EMEL VICTOR                       6.512.600      -        62.298.728       345.923       64.204.548
1838  AVA   2.164.729  LASPRILLA NARANJO HERNAN                   1.598.564      -       139.732.796       878.353      143.476.251
1839  AVA  41.423.523  LAVERDE ROMERO ANA DEIDA                     337.362      -         3.523.488        17.391        3.646.313
1840  AVA     871.094  LAVERGNE ORTEGA GUSTAVO ENRIQUE            1.479.437      -        36.147.615       247.767       37.022.132
1841  AVA      77.264  LEAL RESTREPO CARLOS                       9.857.072      -        53.245.690       506.632       54.037.889
1842  AVA     262.544  LEON ALFONSO JOSE VICENTE                  6.913.996      -        56.815.420       357.139       58.337.553
1843  AVA   4.497.575  LEON OLAYA SATURNINO                       1.956.221      -        36.884.093       260.807       37.740.929
1844  AVA   2.864.620  LEON VARGAS NOE SEVERIANO                  6.670.289      -        25.165.665       139.736       25.935.503
1845  AVA     802.696  LINDADO URINA JULIO CESAR                  6.369.424      -        20.482.220       136.250       20.996.445
1846  AVA   1.202.311  LOAIZA GUTIERREZ EDGAR                     3.208.180      -        11.400.444        66.375       11.737.972
1847  AVA   3.305.315  LOAIZA CANO HERCILIO DE JESUS              4.198.176      -        12.454.466        94.080       12.717.207
1848  AVA   3.711.436  LOBELO ACOSTA FERNANDO ANTONIO             8.068.176      -       241.884.000     1.408.288      249.046.248
1849  AVA     810.220  LOHRER GOELKEL CARLOS FEDERICO             1.171.349      -         3.189.933        29.109        3.240.828
1850  AVA   3.707.579  LONDONO NAVAS ELIAS                        0.568.340      -        62.199.092       454.277       63.580.086
1851  AVA     838.904  LOPEZ ACOSTA HEDELBERTO ENRIQUE            5.164.482      -        48.764.574       324.387       49.988.796
1852  AVA     882.121  LOPEZ ALVIS HUMBERTO GIL                   1.341.032      -        34.295.520       250.481       35.057.033
1853  AVA     876.303  LOPEZ BATISTA ALFONSO                      3.376.923      -        43.956.359       284.089       45.097.484
1854  AVA   1.536.697  LOPEZ BERROCAL JESUS MIGUEL                0.186.454      -        70.928.786       423.053       72.940.419
1855  AVA   3.712.314  LOPEZ CALDERON EDUARDO R                   4.062.267      -        14.969.133        85.043       15.408.222
1856  AVA     810.775  LOPEZ CAMARGO MANUEL ALFONSO               7.960.796      -        63.108.536       376.409       64.898.321
1857  AVA     156.923  LOPEZ DIONISIO                             4.326.052      -        46.068.426       306.452       47.224.972
1858  AVA   1.339.636  LOPEZ ECHEVERRI REINALDO                     574.567      -         1.496.423        15.547        1.515.466
1859  AVA     882.713  LOPEZ GARCES CALIXTO                       2.336.276      -         7.356.703        50.425        7.534.664
1860  AVA     516.787  LOPEZ HENAO BERNARDO                       7.914.032      -        51.288.296       416.266       52.268.600
1861  AVA   1.923.051  LOPEZ MEDINA HUGO LINO                     3.501.667      -        12.443.365        72.447       12.811.764
1862  AVA  20.230.728  GRACIA DE LOPEZ YOLANDA                      261.878      -         2.016.991        12.679        2.071.075
1863  AVA   3.373.457  LOPEZ ZULUAGA MARIO DE JESUS               3.773.523      -        15.343.663        80.002       15.847.438
1864  AVA     810.988  LORA LORA GILBERTO RAFAEL                  9.401.081      -        26.017.736       228.011       26.460.488
1865  AVA   6.220.556  LOZANO DANIEL HUMBERTO                     5.425.359      -        19.992.021       113.579       20.578.419

1866  AVA  20.314.637  LOZANO RODRIGUEZ MARIA TERESA          521360  400  2    Soltero(a)     62    0    14/03/1942  16/08/1961
1867  AVA   5.554.337  MACIAS ORTIZ LUIS JESUS                526120  400  1    Casado(a)      61    0    03/01/1943  01/02/1962
1868  AVA   6.060.635  MAFLA SASTIZABAL JOAQUIN               527446  400  1    Casado(a)      69    0    16/02/1935  01/06/1969
1869  AVA      51.447  MAHECHA CALDERON GILBERTO              527656  400  1    Casado(a)      75    0    18/11/1928  23/04/1951
1870  AVA     879.296  MALAMBO OROZCO ESTEBAN                 528161  400  1    Union libre    74    0    26/12/1929  16/09/1957
1871  AVA      77.373  MALAVET DIAZ FRANCISCO                 528334  400  1    Casado(a)      85    0    11/01/1919  15/04/1947
1872  AVA     810.362  MALDONADO PEREZ OCTAVIO RAFAEL         530541  400  1    Casado(a)      87    0    22/03/1917  01/02/1952
1873  AVA   3.691.573  MANOTAS PATRON FABIO JORGE             532921  400  1    Casado(a)      76    0    19/05/1928  17/12/1954
1874  AVA   2.017.516  MANRIQUE RUBEN                         533772  400  1    Casado(a)      71    0    11/12/1932  01/06/1960
1875  AVA   3.713.957  MARCELES INSIGNARES VICTOR RAMON       535301  400  1    Casado(a)      67    0    19/11/1936  02/02/1959
1876  AVA     871.966  MARCHENA BLANCO DONALDO ANTONIO        535474  400  1    Casado(a)      65    0    01/12/1938  16/09/1959
1877  AVA   3.698.427  MARCHENA VALEGA OLEGARIO ANTONIO       536830  400  1    Casado(a)      69    0    06/03/1935  16/07/1952
1878  AVA     869.527  MARIN DE LA HOZ ARMANDO                538532  400  1    Casado(a)      80    0    24/05/1924  09/10/1951
1879  AVA     868.087  MARIN SANDOVAL EGIDIO MANUEL           539210  400  1    Casado(a)      80    0    13/07/1923  22/02/1952
1880  AVA     517.652  MARIN ZAPATA PEDRO LUIS                539556  400  1    Casado(a)      70    0    17/05/1934  06/04/1956
1881  AVA   1.346.393  MARLES ZAMORA LIBARDO                  540400  400  1    Soltero(a)     77    0    02/09/1926  16/01/1970
1882  AVA     823.455  MARQUEZ CERVANTES PEDRO MANUEL         541251  400  1    Casado(a)      78    0    05/11/1925  01/10/1951
1883  AVA     826.851  MARQUEZ PAREDES EDELBERTO RAFAEL       542102  400  1    Casado(a)      68    0    21/08/1935  17/04/1958
1884  AVA  27.998.732  MARRIAGA MIRANDA CESAREA VIRGINIA      543631  400  2    Soltero(a)     85    0    25/02/1919  25/01/1956
1885  AVA  17.002.314  MARTIN AVILA DESIDERIO                 544482  400  1    Casado(a)      68    0    02/05/1936  23/04/1962
1886  AVA     814.839  MARTINEZ AGUIRRE MIGUEL                546011  400  1    Casado(a)      84    0    26/02/1920  01/03/1952
1887  AVA     867.789  MARTINEZ ACOSTA PEDRO G                546184  400  1    Casado(a)      79    0    03/10/1924  17/04/1950
1888  AVA     988.612  MARTINEZ ARIZA TULIO                   546350  400  1    Casado(a)      74    0    30/05/1930  18/05/1959
1889  AVA   3.689.655  MARTINEZ BENITEZ CESAR AUGUSTO         546862  400  1    Casado(a)      65    0    22/07/1938  01/02/1960
1890  AVA  17.024.381  MARTINEZ BEJARANO EDILBERTO            547035  400  1    Casado(a)      63    0    03/11/1940  23/02/1960
1891  AVA     811.009  MARTINEZ BOHORQUEZ JULIO CESAR         547540  400  1    Soltero(a)     65    0    14/08/1938  01/04/1953
1892  AVA     809.448  MARTINEZ BRUGES NESTOR GUILLERMO       547713  400  1    Casado(a)      75    0    02/09/1928  17/08/1953
1893  AVA     811.003  MARTINEZ CAHUANA CLAUDIO MODESTO       548052  400  1    Casado(a)      82    0    25/03/1922  01/02/1955
1894  AVA     810.541  MARTINEZ COBA GABRIEL ENRIQUE          548225  400  1    Casado(a)      71    0    20/05/1933  21/06/1952
1895  AVA   6.071.774  MARTINEZ IBARRA EMILIANO               550266  400  1    Casado(a)      76    0    25/06/1928  01/03/1950
1896  AVA  17.076.398  MARTINEZ JIMENEZ EFRAIN LIBARDO GENTI  552333  400  1    Soltero(a)     61    0    24/09/1942  26/01/1965
1897  AVA   5.810.470  MARTINEZ MARTINEZ ROGELIO              554514  400  1    Casado(a)      64    0    02/01/1940  18/12/1961
1898  AVA   2.899.258  MARTINEZ ORTIZ PABLO EMILIO            555192  400  1    Casado(a)      66    0    18/05/1938  16/12/1958
1899  AVA   7.399.283  MARTINEZ RODRIGUEZ TEODULO JOSE        556986  400  1    Casado(a)      63    0    04/04/1941  23/07/1962
1900  AVA   1.910.512  MARTINEZ SOLER MARCO LINO              557911  400  1    Casado(a)      72    0    14/05/1932  04/02/1957
1901  AVA  20.235.445  MARTINEZ YEPES LIDIA                   558935  400  2    Casado(a)      78    0    14/03/1926  28/05/1951
1902  AVA   5.545.074  MATEUS RUIZ HORACIO                    560125  400  1    Casado(a)      65    0    09/09/1938  19/09/1961
1903  AVA     802.412  MAURY MENDOZA HERIBERTO                560976  400  1    Casado(a)      70    0    31/10/1933  16/02/1955
1904  AVA     870.464  MC KINLEY GARCIA WILLIAM               563522  400  1    Casado(a)      68    0    13/05/1936  17/02/1958
1905  AVA     810.642  MCAUSLAND CASTANEDA RAMON GABRIEL      563695  400  1    Casado(a)      74    0    23/11/1929  01/07/1980
1906  AVA     158.194  MEDINA MEDELLIN JAIME EDUARDO          566075  400  1    Casado(a)      69    0    18/11/1934  08/03/1954
1907  AVA     172.691  MEDINA MONCADA JOAQUIN EMILIO          566241  400  1    Casado(a)      68    0    16/09/1935  08/04/1957
1908  AVA   2.861.063  MEDINA NAVARRETE ISRAEL                566753  400  1    Casado(a)      75    0    30/01/1929  13/09/1954
1909  AVA   3.654.958  MEJIA ESCOBAR CARLOS ALBERTO           569332  400  1    Casado(a)      63    0    17/07/1940  19/04/1965
1910  AVA  17.065.147  MEJIA LINARES LUIS GUILLERMO           570242  400  1    Divorsiado(a)  61    0    12/01/1943  08/02/1965
1911  AVA  17.034.229  MEJIA MENDEZ LUIS ALVARO               571001  400  1    Viudo(a)       85    0    21/05/1919  23/03/1953
1912  AVA     667.709  MEJIA OSORIO LUIS EDUARDO              571126  400  1    Casado(a)      67    0    27/03/1937  03/01/1963
1913  AVA   1.351.962  MEJIA RESTREPO PEDRO PABLO             572191  400  1    Casado(a)      83    0    13/08/1920  01/03/1952
1914  AVA      28.221  MELO MARROQUIN BERNABE                 573554  400  1    Casado(a)      90    0    18/05/1914  12/04/1947
1915  AVA  17.053.537  MELO RUIZ JESUS EPIMACO                574652  400  1    Casado(a)      62    0    24/12/1941  14/01/1963
1916  AVA   3.676.512  MENCO SUAREZ ALFONSO                   574910  400  1    Casado(a)      67    0    08/08/1936  16/03/1959
1917  AVA     810.186  MENDOZA BARRIOS MANUEL FRANCISCO       576612  400  1    Casado(a)      69    0    01/08/1934  18/04/1955
1918  AVA  26.651.111  MENDOZA GUERRERO OTILIA ROSA           578141  400  2    Soltero(a)     69    0    01/02/1935  01/07/1959
1919  AVA   3.710.893  MENDOZA ORTA JORGE ELIECER             578314  400  1    Casado(a)      63    0    08/11/1940  18/07/1960
1920  AVA   3.694.668  MENDOZA SANTIAGO HIPOLITO              580521  400  1    Union libre    66    0    09/02/1938  13/11/1957
1921  AVA   3.712.168  MENESES PEREZ ARMANDO E                581372  400  1    Casado(a)      65    0    24/09/1938  19/02/1958
1922  AVA     811.046  MERCADO FONSECA ARMANDO                582562  400  1    Casado(a)      88    0    15/11/1915  01/12/1952
1923  AVA   3.711.962  MERCADO UTARES RAMON                   583752  400  1    Casado(a)      76    0    16/09/1927  26/03/1953
1924  AVA     503.184  MESA GRANDA JOSE IVAN                  585281  400  1    Casado(a)      72    0    23/04/1932  01/07/1954
1925  AVA   8.221.677  MESA VELASQUEZ LISANDRO                586471  400  1    Casado(a)      72    0    13/05/1932  24/05/1957
1926  AVA     817.091  MEYER MARIMON WINFRIND                 586983  400  1    Casado(a)      76    0    18/08/1927  06/11/1950
1927  AVA     848.128  MEZA DE LA CRUZ PRISCILO               587495  400  1    Casado(a)      75    0    08/07/1928  23/12/1950
1928  AVA   7.413.318  MEZA HERRERA GALDIS                    588000  400  1    Casado(a)      67    0    25/10/1936  17/03/1958
1929  AVA   3.791.819  MEZA TROCHA GREGORIO                   588346  400  1    Casado(a)      78    0    27/11/1925  09/04/1957
1930  AVA   1.686.919  MEZA VALENCIA HERNANDO EMILIO          588512  400  1    Casado(a)            0    30/03/1935  02/08/1957
1931  AVA   3.692.133  MIRANDA BOLANO HEMELDO RAFAEL          589772  400  1    Casado(a)      67    0    16/09/1936  02/03/1964
1932  AVA     869.293  MIRANDA ESCORCIA EUDALDO RAFAEL        590726  400  1    Casado(a)      77    0    14/12/1926  01/02/1952
1933  AVA      64.336  MOLINA CUBILLOS EUDORO                 593784  400  1    Casado(a)      83    0    03/09/1920  05/11/1951
1934  AVA     317.915  MOLINA CUBILLOS JOSE RUPERTO           594296  400  1    Casado(a)      79    0    19/10/1924  20/02/1956
1935  AVA     811.033  MOLINA ACOSTA MANUEL EULOGIO           595140  400  1    Casado(a)      71    0    28/12/1932  16/12/1952
1936  AVA  80.761.540  MOLINA VELA RAFAEL ALBERTO             595486  400  1    Casado(a)      81    0    22/10/1922  20/03/1952
1937  AVA     804.214  MOLINARES MENDOZA MARIO RAFAEL         597015  400  1    Casado(a)      71    0    15/10/1932  02/11/1955
1938  AVA  20.180.428  MONCADA QUINTERO RITA                  597354  400  2    Union libre    83    0    22/05/1921  17/03/1948
1939  AVA   9.105.505  MONTES HERNANDEZ FERNANDO              603536  400  1    Casado(a)      62    0    07/11/1941  16/04/1964
1940  AVA      95.912  MORA SANDOVAL ALVARO                   609081  400  1    Casado(a)      72    0    07/06/1932  12/04/1956
1941  AVA   3.684.449  MORALES AGUILAR ROBERTO CALIXTO        609766  400  1    Casado(a)      75    0    19/09/1928  03/03/1958
1942  AVA   3.707.758  MORALES BARROS ALFREDO                 609932  400  1    Casado(a)      64    0    06/09/1939  01/09/1959
1943  AVA     826.109  MORALES FLOREZ JOSE MANUEL             611295  400  1    Casado(a)      75    0    26/03/1929  16/12/1957
1944  AVA   3.303.550  MORALES JARAMILLO HUMBERTO DE JESUS    611800  400  1    Casado(a)      88    0    21/04/1916  02/05/1951
1945  AVA     884.853  MORALES PUELLO MARCOS                  612651  400  1    Casado(a)      70    0    02/04/1934  04/08/1956
1946  AVA     810.943  MORALES RANGEL JAIME ENRIQUE           613163  400  1    Casado(a)      77    0    12/05/1927  01/12/1959
1947  AVA  26.658.004  MORENO CORREA DENIS MARIA              615031  400  2    Casado(a)      80    0    20/01/1924  16/10/1947
1948  AVA   2.020.746  MORENO FUENTES VICTOR ALFREDO          616560  400  1    Casado(a)      74    0    15/09/1929  08/10/1951
1949  AVA   2.332.582  MORENO HENAO HELIODORO                 617245  400  1    Casado(a)      66    0    19/06/1938  18/08/1959
1950  AVA  22.751.493  MORENO SALAMANDRA DOLORES              619544  400  2    Soltero(a)     86    0    18/09/1917  12/11/1964

1866  AVA  20.314.637  LOZANO RODRIGUEZ MARIA TERESA          JUBILACION COMPARTIDA     72.919   12.387.228   1.597.341  -
1867  AVA   5.554.337  MACIAS ORTIZ LUIS JESUS                JUBILACION COMPARTIDA    190.126   31.731.446   9.289.099  -
1868  AVA   6.060.635  MAFLA SASTIZABAL JOAQUIN               JUBILACION COMPARTIDA    362.343   47.624.088  18.650.112  -
1869  AVA      51.447  MAHECHA CALDERON GILBERTO              JUBILACION COMPARTIDA    374.926   39.750.980  18.498.280  -
1870  AVA     879.296  MALAMBO OROZCO ESTEBAN                 JUBILACION COMPARTIDA    747.195   82.417.664  37.196.956  -
1871  AVA      77.373  MALAVET DIAZ FRANCISCO                 JUBILACION COMPARTIDA     83.654    5.572.455   3.393.867  -
1872  AVA     810.362  MALDONADO PEREZ OCTAVIO RAFAEL         JUBILACION COMPARTIDA     14.316      855.868     545.450  -
1873  AVA   3.691.573  MANOTAS PATRON FABIO JORGE             JUBILACION COMPARTIDA     92.527    9.417.674   4.517.023  -
1874  AVA   2.017.516  MANRIQUE RUBEN                         JUBILACION COMPARTIDA    255.763   31.547.746  12.955.352  -
1875  AVA   3.713.957  MARCELES INSIGNARES VICTOR RAMON       JUBILACION COMPARTIDA    269.413   37.973.588  13.695.036  -
1876  AVA     871.966  MARCHENA BLANCO DONALDO ANTONIO        JUBILACION COMPARTIDA     92.239   13.805.508   4.659.728  -
1877  AVA   3.698.427  MARCHENA VALEGA OLEGARIO ANTONIO       JUBILACION COMPARTIDA    247.441   32.522.090  12.736.006  -
1878  AVA     869.527  MARIN DE LA HOZ ARMANDO                JUBILACION COMPARTIDA     50.269    4.291.900   2.303.728  -
1879  AVA     868.087  MARIN SANDOVAL EGIDIO MANUEL           JUBILACION COMPARTIDA    183.960   15.706.259   8.430.521  -
1880  AVA     517.652  MARIN ZAPATA PEDRO LUIS                JUBILACION COMPARTIDA    467.490   59.711.360  23.754.538  -
1881  AVA   1.346.393  MARLES ZAMORA LIBARDO                  JUBILACION COMPARTIDA    134.615   13.136.995   6.490.543  -
1882  AVA     823.455  MARQUEZ CERVANTES PEDRO MANUEL         JUBILACION COMPARTIDA     27.366    2.557.463   1.300.424  -
1883  AVA     826.851  MARQUEZ PAREDES EDELBERTO RAFAEL       JUBILACION COMPARTIDA    107.040   14.618.970   5.444.841  -
1884  AVA  27.998.732  MARRIAGA MIRANDA CESAREA VIRGINIA      JUBILACION COMPARTIDA     13.686      962.482     194.059  -
1885  AVA  17.002.314  MARTIN AVILA DESIDERIO                 JUBILACION COMPARTIDA     63.020    8.606.946   3.205.661  -
1886  AVA     814.839  MARTINEZ AGUIRRE MIGUEL                JUBILACION COMPARTIDA    201.400   14.134.309   8.406.037  -
1887  AVA     867.789  MARTINEZ ACOSTA PEDRO G                JUBILACION COMPARTIDA     99.556    8.898.505   4.651.730  -
1888  AVA     988.612  MARTINEZ ARIZA TULIO                   JUBILACION COMPARTIDA    195.351   21.547.752   9.724.989  -
1889  AVA   3.689.655  MARTINEZ BENITEZ CESAR AUGUSTO         JUBILACION COMPARTIDA    176.738   26.452.562   8.928.446  -
1890  AVA  17.024.381  MARTINEZ BEJARANO EDILBERTO            JUBILACION COMPARTIDA     66.731   10.565.549   3.326.792  -
1891  AVA     811.009  MARTINEZ BOHORQUEZ JULIO CESAR         JUBILACION COMPARTIDA    568.641   85.109.088  28.726.590  -
1892  AVA     809.448  MARTINEZ BRUGES NESTOR GUILLERMO       JUBILACION COMPARTIDA    552.113   58.536.972  27.240.416  -
1893  AVA     811.003  MARTINEZ CAHUANA CLAUDIO MODESTO       JUBILACION COMPARTIDA     15.327    1.189.471     672.958  -
1894  AVA     810.541  MARTINEZ COBA GABRIEL ENRIQUE          JUBILACION COMPARTIDA    607.013   74.873.576  30.747.476  -
1895  AVA   6.071.774  MARTINEZ IBARRA EMILIANO               JUBILACION COMPARTIDA    969.140   98.641.960  47.311.900  -
1896  AVA  17.076.398  MARTINEZ JIMENEZ EFRAIN LIBARDO GENTI  JUBILACION COMPARTIDA     81.768   13.646.828   3.994.988  -
1897  AVA   5.810.470  MARTINEZ MARTINEZ ROGELIO              JUBILACION COMPARTIDA     42.969    6.617.647   2.158.301  -
1898  AVA   2.899.258  MARTINEZ ORTIZ PABLO EMILIO            JUBILACION COMPARTIDA    269.719   39.194.496  13.679.643  -
1899  AVA   7.399.283  MARTINEZ RODRIGUEZ TEODULO JOSE        JUBILACION COMPARTIDA     76.199   12.064.622   3.798.808  -
1900  AVA   1.910.512  MARTINEZ SOLER MARCO LINO              JUBILACION COMPARTIDA    294.905   35.086.692  14.873.057  -
1901  AVA  20.235.445  MARTINEZ YEPES LIDIA                   JUBILACION COMPARTIDA    146.800   14.473.702   2.657.529  -
1902  AVA   5.545.074  MATEUS RUIZ HORACIO                    JUBILACION COMPARTIDA    208.990   31.279.752  10.557.751  -
1903  AVA     802.412  MAURY MENDOZA HERIBERTO                JUBILACION COMPARTIDA    243.065   31.046.102  12.350.845  -
1904  AVA     870.464  MC KINLEY GARCIA WILLIAM               JUBILACION COMPARTIDA    143.663   19.620.750   7.307.756  -
1905  AVA     810.642  MCAUSLAND CASTANEDA RAMON GABRIEL      JUBILACION COMPARTIDA    509.256   56.172.336  25.351.846  -
1906  AVA     158.194  MEDINA MEDELLIN JAIME EDUARDO          JUBILACION COMPARTIDA    867.800  114.058.168  44.666.428  -
1907  AVA     172.691  MEDINA MONCADA JOAQUIN EMILIO          JUBILACION COMPARTIDA     93.290   12.741.067   4.745.415  -
1908  AVA   2.861.063  MEDINA NAVARRETE ISRAEL                JUBILACION COMPARTIDA    218.077   23.121.294  10.759.588  -
1909  AVA   3.654.958  MEJIA ESCOBAR CARLOS ALBERTO           JUBILACION COMPARTIDA    128.714   20.379.344   6.416.879  -
1910  AVA  17.065.147  MEJIA LINARES LUIS GUILLERMO           JUBILACION COMPARTIDA     22.385    3.735.988   1.093.677  -
1911  AVA  17.034.229  MEJIA MENDEZ LUIS ALVARO               JUBILACION COMPARTIDA    251.097   16.726.358  10.187.077  -
1912  AVA     667.709  MEJIA OSORIO LUIS EDUARDO              JUBILACION COMPARTIDA    109.608   15.449.177   5.571.689  -
1913  AVA   1.351.962  MEJIA RESTREPO PEDRO PABLO             JUBILACION COMPARTIDA     19.137    1.413.193     820.052  -
1914  AVA      28.221  MELO MARROQUIN BERNABE                 JUBILACION COMPARTIDA    350.593   17.655.284  11.971.728  -
1915  AVA  17.053.537  MELO RUIZ JESUS EPIMACO                JUBILACION COMPARTIDA    121.565   19.769.890   6.004.650  -
1916  AVA   3.676.512  MENCO SUAREZ ALFONSO                   JUBILACION COMPARTIDA    119.142   16.792.988   6.056.330  -
1917  AVA     810.186  MENDOZA BARRIOS MANUEL FRANCISCO       JUBILACION COMPARTIDA    219.688   28.874.410  11.307.535  -
1918  AVA  26.651.111  MENDOZA GUERRERO OTILIA ROSA           JUBILACION COMPARTIDA    106.732   14.782.056   2.304.123  -
1919  AVA   3.710.893  MENDOZA ORTA JORGE ELIECER             JUBILACION COMPARTIDA    113.343   17.945.648   5.650.577  -
1920  AVA   3.694.668  MENDOZA SANTIAGO HIPOLITO              JUBILACION COMPARTIDA     93.816   13.632.968   4.758.172  -
1921  AVA   3.712.168  MENESES PEREZ ARMANDO E                JUBILACION COMPARTIDA    201.623   30.177.124  10.185.586  -
1922  AVA     811.046  MERCADO FONSECA ARMANDO                JUBILACION COMPARTIDA    171.353    9.686.426   6.307.575  -
1923  AVA   3.711.962  MERCADO UTARES RAMON                   JUBILACION COMPARTIDA    357.219   36.358.812  17.438.872  -
1924  AVA     503.184  MESA GRANDA JOSE IVAN                  JUBILACION COMPARTIDA    453.047   53.901.832  22.848.692  -
1925  AVA   8.221.677  MESA VELASQUEZ LISANDRO                JUBILACION COMPARTIDA  1.107.567  131.774.168  55.858.352  -
1926  AVA     817.091  MEYER MARIMON WINFRIND                 JUBILACION COMPARTIDA    192.433   19.586.404   9.394.278  -
1927  AVA     848.128  MEZA DE LA CRUZ PRISCILO               JUBILACION COMPARTIDA    146.468   15.529.054   7.226.509  -
1928  AVA   7.413.318  MEZA HERRERA GALDIS                    JUBILACION COMPARTIDA    102.406   14.434.059   5.205.591  -
1929  AVA   3.791.819  MEZA TROCHA GREGORIO                   JUBILACION COMPARTIDA    195.340   18.255.310   9.282.499  -
1930  AVA   1.686.919  MEZA VALENCIA HERNANDO EMILIO          JUBILACION COMPARTIDA
1931  AVA   3.692.133  MIRANDA BOLANO HEMELDO RAFAEL          JUBILACION COMPARTIDA     66.783    9.413.020   3.394.772  -
1932  AVA     869.293  MIRANDA ESCORCIA EUDALDO RAFAEL        JUBILACION COMPARTIDA    283.840   27.699.770  13.685.514  -
1933  AVA      64.336  MOLINA CUBILLOS EUDORO                 JUBILACION COMPARTIDA    526.663   38.892.020  22.568.372  -
1934  AVA     317.915  MOLINA CUBILLOS JOSE RUPERTO           JUBILACION COMPARTIDA    580.105   51.850.888  27.105.260  -
1935  AVA     811.033  MOLINA ACOSTA MANUEL EULOGIO           JUBILACION COMPARTIDA    163.061   20.113.180   8.259.649  -
1936  AVA  80.761.540  MOLINA VELA RAFAEL ALBERTO             JUBILACION COMPARTIDA    497.117   40.490.616  22.321.018  -
1937  AVA     804.214  MOLINARES MENDOZA MARIO RAFAEL         JUBILACION COMPARTIDA    340.229   41.966.424  17.233.870  -
1938  AVA  20.180.428  MONCADA QUINTERO RITA                  JUBILACION COMPARTIDA     54.768    4.270.890     841.128  -
1939  AVA   9.105.505  MONTES HERNANDEZ FERNANDO              JUBILACION COMPARTIDA    172.506   28.054.330   8.520.859  -
1940  AVA      95.912  MORA SANDOVAL ALVARO                   JUBILACION COMPARTIDA    348.997   41.522.356  17.601.100  -
1941  AVA   3.684.449  MORALES AGUILAR ROBERTO CALIXTO        JUBILACION COMPARTIDA    267.018   28.310.192  13.174.262  -
1942  AVA   3.707.758  MORALES BARROS ALFREDO                 JUBILACION COMPARTIDA     90.320   13.910.165   4.536.706  -
1943  AVA     826.109  MORALES FLOREZ JOSE MANUEL             JUBILACION COMPARTIDA    220.226   23.349.138  10.865.617  -
1944  AVA   3.303.550  MORALES JARAMILLO HUMBERTO DE JESUS    JUBILACION COMPARTIDA    149.140    8.430.746   5.489.905  -
1945  AVA     884.853  MORALES PUELLO MARCOS                  JUBILACION COMPARTIDA    547.911   69.983.344  27.840.964  -
1946  AVA     810.943  MORALES RANGEL JAIME ENRIQUE           JUBILACION COMPARTIDA    379.057   36.991.940  18.276.460  -
1947  AVA  26.658.004  MORENO CORREA DENIS MARIA              JUBILACION COMPARTIDA      5.910      532.676     100.778  -
1948  AVA   2.020.746  MORENO FUENTES VICTOR ALFREDO          JUBILACION COMPARTIDA    173.390   19.125.394   8.631.723  -
1949  AVA   2.332.582  MORENO HENAO HELIODORO                 JUBILACION COMPARTIDA     76.627   11.135.132   3.886.378  -
1950  AVA  22.751.493  MORENO SALAMANDRA DOLORES              JUBILACION COMPARTIDA    138.179    9.209.457   1.876.920  -

1866  AVA  20.314.637  LOZANO RODRIGUEZ MARIA TERESA           13.984.569  -    -    -    -     12.387.228
1867  AVA   5.554.337  MACIAS ORTIZ LUIS JESUS                 41.020.545  -    -    -    -     31.731.446
1868  AVA   6.060.635  MAFLA SASTIZABAL JOAQUIN                66.274.200  -    -    -    -     47.624.088
1869  AVA      51.447  MAHECHA CALDERON GILBERTO               58.249.260  -    -    -    -     39.750.980
1870  AVA     879.296  MALAMBO OROZCO ESTEBAN                 119.614.620  -    -    -    -     82.417.664
1871  AVA      77.373  MALAVET DIAZ FRANCISCO                   8.966.322  -    -    -    -      5.572.455
1872  AVA     810.362  MALDONADO PEREZ OCTAVIO RAFAEL           1.401.318  -    -    -    -        855.868
1873  AVA   3.691.573  MANOTAS PATRON FABIO JORGE              13.934.697  -    -    -    -      9.417.674
1874  AVA   2.017.516  MANRIQUE RUBEN                          44.503.098  -    -    -    -     31.547.746
1875  AVA   3.713.957  MARCELES INSIGNARES VICTOR RAMON        51.668.624  -    -    -    -     37.973.588
1876  AVA     871.966  MARCHENA BLANCO DONALDO ANTONIO         18.465.236  -    -    -    -     13.805.508
1877  AVA   3.698.427  MARCHENA VALEGA OLEGARIO ANTONIO        45.258.096  -    -    -    -     32.522.090
1878  AVA     869.527  MARIN DE LA HOZ ARMANDO                  6.595.628  -    -    -    -      4.291.900
1879  AVA     868.087  MARIN SANDOVAL EGIDIO MANUEL            24.136.780  -    -    -    -     15.706.259
1880  AVA     517.652  MARIN ZAPATA PEDRO LUIS                 83.465.898  -    -    -    -     59.711.360
1881  AVA   1.346.393  MARLES ZAMORA LIBARDO                   19.627.538  -    -    -    -     13.136.995
1882  AVA     823.455  MARQUEZ CERVANTES PEDRO MANUEL           3.857.887  -    -    -    -      2.557.463
1883  AVA     826.851  MARQUEZ PAREDES EDELBERTO RAFAEL        20.063.811  -    -    -    -     14.618.970
1884  AVA  27.998.732  MARRIAGA MIRANDA CESAREA VIRGINIA        1.156.541  -    -    -    -        962.482
1885  AVA  17.002.314  MARTIN AVILA DESIDERIO                  11.812.607  -    -    -    -      8.606.946
1886  AVA     814.839  MARTINEZ AGUIRRE MIGUEL                 22.540.346  -    -    -    -     14.134.309
1887  AVA     867.789  MARTINEZ ACOSTA PEDRO G                 13.550.235  -    -    -    -      8.898.505
1888  AVA     988.612  MARTINEZ ARIZA TULIO                    31.272.741  -    -    -    -     21.547.752
1889  AVA   3.689.655  MARTINEZ BENITEZ CESAR AUGUSTO          35.381.008  -    -    -    -     26.452.562
1890  AVA  17.024.381  MARTINEZ BEJARANO EDILBERTO             13.892.341  -    -    -    -     10.565.549
1891  AVA     811.009  MARTINEZ BOHORQUEZ JULIO CESAR         113.835.678  -    -    -    -     85.109.088
1892  AVA     809.448  MARTINEZ BRUGES NESTOR GUILLERMO        85.777.388  -    -    -    -     58.536.972
1893  AVA     811.003  MARTINEZ CAHUANA CLAUDIO MODESTO         1.862.429  -    -    -    -      1.189.471
1894  AVA     810.541  MARTINEZ COBA GABRIEL ENRIQUE          105.621.052  -    -    -    -     74.873.576
1895  AVA   6.071.774  MARTINEZ IBARRA EMILIANO               145.953.860  -    -    -    -     98.641.960
1896  AVA  17.076.398  MARTINEZ JIMENEZ EFRAIN LIBARDO GENTI   17.641.816  -    -    -    -     13.646.828
1897  AVA   5.810.470  MARTINEZ MARTINEZ ROGELIO                8.775.948  -    -    -    -      6.617.647
1898  AVA   2.899.258  MARTINEZ ORTIZ PABLO EMILIO             52.874.139  -    -    -    -     39.194.496
1899  AVA   7.399.283  MARTINEZ RODRIGUEZ TEODULO JOSE         15.863.430  -    -    -    -     12.064.622
1900  AVA   1.910.512  MARTINEZ SOLER MARCO LINO               49.959.749  -    -    -    -     35.086.692
1901  AVA  20.235.445  MARTINEZ YEPES LIDIA                    17.131.231  -    -    -    -     14.473.702
1902  AVA   5.545.074  MATEUS RUIZ HORACIO                     41.837.503  -    -    -    -     31.279.752
1903  AVA     802.412  MAURY MENDOZA HERIBERTO                 43.396.947  -    -    -    -     31.046.102
1904  AVA     870.464  MC KINLEY GARCIA WILLIAM                26.928.506  -    -    -    -     19.620.750
1905  AVA     810.642  MCAUSLAND CASTANEDA RAMON GABRIEL       81.524.182  -    -    -    -     56.172.336
1906  AVA     158.194  MEDINA MEDELLIN JAIME EDUARDO          158.724.596  -    -    -    -    114.058.168
1907  AVA     172.691  MEDINA MONCADA JOAQUIN EMILIO           17.486.482  -    -    -    -     12.741.067
1908  AVA   2.861.063  MEDINA NAVARRETE ISRAEL                 33.880.882  -    -    -    -     23.121.294
1909  AVA   3.654.958  MEJIA ESCOBAR CARLOS ALBERTO            26.796.223  -    -    -    -     20.379.344
1910  AVA  17.065.147  MEJIA LINARES LUIS GUILLERMO             4.829.665  -    -    -    -      3.735.988
1911  AVA  17.034.229  MEJIA MENDEZ LUIS ALVARO                26.913.435  -    -    -    -     16.726.358
1912  AVA     667.709  MEJIA OSORIO LUIS EDUARDO               21.020.866  -    -    -    -     15.449.177
1913  AVA   1.351.962  MEJIA RESTREPO PEDRO PABLO               2.233.245  -    -    -    -      1.413.193
1914  AVA      28.221  MELO MARROQUIN BERNABE                  29.627.012  -    -    -    -     17.655.284
1915  AVA  17.053.537  MELO RUIZ JESUS EPIMACO                 25.774.540  -    -    -    -     19.769.890
1916  AVA   3.676.512  MENCO SUAREZ ALFONSO                    22.849.318  -    -    -    -     16.792.988
1917  AVA     810.186  MENDOZA BARRIOS MANUEL FRANCISCO        40.181.945  -    -    -    -     28.874.410
1918  AVA  26.651.111  MENDOZA GUERRERO OTILIA ROSA            17.086.179  -    -    -    -     14.782.056
1919  AVA   3.710.893  MENDOZA ORTA JORGE ELIECER              23.596.225  -    -    -    -     17.945.648
1920  AVA   3.694.668  MENDOZA SANTIAGO HIPOLITO               18.391.140  -    -    -    -     13.632.968
1921  AVA   3.712.168  MENESES PEREZ ARMANDO E                 40.362.710  -    -    -    -     30.177.124
1922  AVA     811.046  MERCADO FONSECA ARMANDO                 15.994.001  -    -    -    -      9.686.426
1923  AVA   3.711.962  MERCADO UTARES RAMON                    53.797.684  -    -    -    -     36.358.812
1924  AVA     503.184  MESA GRANDA JOSE IVAN                   76.750.524  -    -    -    -     53.901.832
1925  AVA   8.221.677  MESA VELASQUEZ LISANDRO                187.632.520  -    -    -    -    131.774.168
1926  AVA     817.091  MEYER MARIMON WINFRIND                  28.980.682  -    -    -    -     19.586.404
1927  AVA     848.128  MEZA DE LA CRUZ PRISCILO                22.755.563  -    -    -    -     15.529.054
1928  AVA   7.413.318  MEZA HERRERA GALDIS                     19.639.650  -    -    -    -     14.434.059
1929  AVA   3.791.819  MEZA TROCHA GREGORIO                    27.537.809  -    -    -    -     18.255.310
1930  AVA   1.686.919  MEZA VALENCIA HERNANDO EMILIO
1931  AVA   3.692.133  MIRANDA BOLANO HEMELDO RAFAEL           12.807.792  -    -    -    -      9.413.020
1932  AVA     869.293  MIRANDA ESCORCIA EUDALDO RAFAEL         41.385.284  -    -    -    -     27.699.770
1933  AVA      64.336  MOLINA CUBILLOS EUDORO                  61.460.392  -    -    -    -     38.892.020
1934  AVA     317.915  MOLINA CUBILLOS JOSE RUPERTO            78.956.148  -    -    -    -     51.850.888
1935  AVA     811.033  MOLINA ACOSTA MANUEL EULOGIO            28.372.829  -    -    -    -     20.113.180
1936  AVA  80.761.540  MOLINA VELA RAFAEL ALBERTO              62.811.634  -    -    -    -     40.490.616
1937  AVA     804.214  MOLINARES MENDOZA MARIO RAFAEL          59.200.294  -    -    -    -     41.966.424
1938  AVA  20.180.428  MONCADA QUINTERO RITA                    5.112.018  -    -    -    -      4.270.890
1939  AVA   9.105.505  MONTES HERNANDEZ FERNANDO               36.575.189  -    -    -    -     28.054.330
1940  AVA      95.912  MORA SANDOVAL ALVARO                    59.123.456  -    -    -    -     41.522.356
1941  AVA   3.684.449  MORALES AGUILAR ROBERTO CALIXTO         41.484.454  -    -    -    -     28.310.192
1942  AVA   3.707.758  MORALES BARROS ALFREDO                  18.446.871  -    -    -    -     13.910.165
1943  AVA     826.109  MORALES FLOREZ JOSE MANUEL              34.214.755  -    -    -    -     23.349.138
1944  AVA   3.303.550  MORALES JARAMILLO HUMBERTO DE JESUS     13.920.651  -    -    -    -      8.430.746
1945  AVA     884.853  MORALES PUELLO MARCOS                   97.824.308  -    -    -    -     69.983.344
1946  AVA     810.943  MORALES RANGEL JAIME ENRIQUE            55.268.400  -    -    -    -     36.991.940
1947  AVA  26.658.004  MORENO CORREA DENIS MARIA                  633.454  -    -    -    -        532.676
1948  AVA   2.020.746  MORENO FUENTES VICTOR ALFREDO           27.757.117  -    -    -    -     19.125.394
1949  AVA   2.332.582  MORENO HENAO HELIODORO                  15.021.510  -    -    -    -     11.135.132
1950  AVA  22.751.493  MORENO SALAMANDRA DOLORES               11.086.377  -    -    -    -      9.209.457

1866  AVA  20.314.637  LOZANO RODRIGUEZ MARIA TERESA           1.597.341  -     13.984.569     77.651   14.412.304
1867  AVA   5.554.337  MACIAS ORTIZ LUIS JESUS                 9.289.099  -     41.020.545    202.465   42.450.153
1868  AVA   6.060.635  MAFLA SASTIZABAL JOAQUIN               18.650.112  -     66.274.200    385.859   68.236.561
1869  AVA      51.447  MAHECHA CALDERON GILBERTO              18.498.280  -     58.249.260    399.259   59.658.547
1870  AVA     879.296  MALAMBO OROZCO ESTEBAN                 37.196.956  -    119.614.620    795.688  122.617.387
1871  AVA      77.373  MALAVET DIAZ FRANCISCO                  3.393.867  -      8.966.322     89.083    9.089.875
1872  AVA     810.362  MALDONADO PEREZ OCTAVIO RAFAEL            545.450  -      1.401.318     15.245    1.417.535
1873  AVA   3.691.573  MANOTAS PATRON FABIO JORGE              4.517.023  -     13.934.697     98.532   14.258.395
1874  AVA   2.017.516  MANRIQUE RUBEN                         12.955.352  -     44.503.098    272.362   45.730.945
1875  AVA   3.713.957  MARCELES INSIGNARES VICTOR RAMON       13.695.036  -     51.668.624    286.898   53.249.298
1876  AVA     871.966  MARCHENA BLANCO DONALDO ANTONIO         4.659.728  -     18.465.236     98.225   19.057.726
1877  AVA   3.698.427  MARCHENA VALEGA OLEGARIO ANTONIO       12.736.006  -     45.258.096    263.500   46.598.197
1878  AVA     869.527  MARIN DE LA HOZ ARMANDO                 2.303.728  -      6.595.628     53.532    6.721.766
1879  AVA     868.087  MARIN SANDOVAL EGIDIO MANUEL            8.430.521  -     24.136.780    195.899   24.598.133
1880  AVA     517.652  MARIN ZAPATA PEDRO LUIS                23.754.538  -     83.465.898    497.830   85.833.045
1881  AVA   1.346.393  MARLES ZAMORA LIBARDO                   6.490.543  -     19.627.538    143.352   20.063.381
1882  AVA     823.455  MARQUEZ CERVANTES PEDRO MANUEL          1.300.424  -      3.857.887     29.142    3.939.252
1883  AVA     826.851  MARQUEZ PAREDES EDELBERTO RAFAEL        5.444.841  -     20.063.811    113.987   20.652.341
1884  AVA  27.998.732  MARRIAGA MIRANDA CESAREA VIRGINIA         194.059  -      1.156.541     14.574    1.166.098
1885  AVA  17.002.314  MARTIN AVILA DESIDERIO                  3.205.661  -     11.812.607     67.110   12.159.094
1886  AVA     814.839  MARTINEZ AGUIRRE MIGUEL                 8.406.037  -     22.540.346    214.471   22.875.698
1887  AVA     867.789  MARTINEZ ACOSTA PEDRO G                 4.651.730  -     13.550.235    106.017   13.820.040
1888  AVA     988.612  MARTINEZ ARIZA TULIO                    9.724.989  -     31.272.741    208.029   32.057.758
1889  AVA   3.689.655  MARTINEZ BENITEZ CESAR AUGUSTO          8.928.446  -     35.381.008    188.208   36.516.329
1890  AVA  17.024.381  MARTINEZ BEJARANO EDILBERTO             3.326.792  -     13.892.341     71.062   14.358.197
1891  AVA     811.009  MARTINEZ BOHORQUEZ JULIO CESAR         28.726.590  -    113.835.678    605.546  117.488.716
1892  AVA     809.448  MARTINEZ BRUGES NESTOR GUILLERMO       27.240.416  -     85.777.388    587.945   87.852.610
1893  AVA     811.003  MARTINEZ CAHUANA CLAUDIO MODESTO          672.958  -      1.862.429     16.322    1.894.155
1894  AVA     810.541  MARTINEZ COBA GABRIEL ENRIQUE          30.747.476  -    105.621.052    646.408  108.535.143
1895  AVA   6.071.774  MARTINEZ IBARRA EMILIANO               47.311.900  -    145.953.860  1.032.037  149.344.277
1896  AVA  17.076.398  MARTINEZ JIMENEZ EFRAIN LIBARDO GENTI   3.994.988  -     17.641.816     87.075   18.256.722
1897  AVA   5.810.470  MARTINEZ MARTINEZ ROGELIO               2.158.301  -      8.775.948     45.758    9.064.112
1898  AVA   2.899.258  MARTINEZ ORTIZ PABLO EMILIO            13.679.643  -     52.874.139    287.224   54.531.427
1899  AVA   7.399.283  MARTINEZ RODRIGUEZ TEODULO JOSE         3.798.808  -     15.863.430     81.144   16.395.282
1900  AVA   1.910.512  MARTINEZ SOLER MARCO LINO              14.873.057  -     49.959.749    314.044   51.298.119
1901  AVA  20.235.445  MARTINEZ YEPES LIDIA                    2.657.529  -     17.131.231    156.327   17.404.542
1902  AVA   5.545.074  MATEUS RUIZ HORACIO                    10.557.751  -     41.837.503    222.554   43.180.179
1903  AVA     802.412  MAURY MENDOZA HERIBERTO                12.350.845  -     43.396.947    258.840   44.627.735
1904  AVA     870.464  MC KINLEY GARCIA WILLIAM                7.307.756  -     26.928.506    152.987   27.718.422
1905  AVA     810.642  MCAUSLAND CASTANEDA RAMON GABRIEL      25.351.846  -     81.524.182    542.307   83.570.782
1906  AVA     158.194  MEDINA MEDELLIN JAIME EDUARDO          44.666.428  -    158.724.596    924.120  163.424.395
1907  AVA     172.691  MEDINA MONCADA JOAQUIN EMILIO           4.745.415  -     17.486.482     99.345   17.999.480
1908  AVA   2.861.063  MEDINA NAVARRETE ISRAEL                10.759.588  -     33.880.882    232.230   34.700.543
1909  AVA   3.654.958  MEJIA ESCOBAR CARLOS ALBERTO            6.416.879  -     26.796.223    137.068   27.694.821
1910  AVA  17.065.147  MEJIA LINARES LUIS GUILLERMO            1.093.677  -      4.829.665     23.838    4.998.033
1911  AVA  17.034.229  MEJIA MENDEZ LUIS ALVARO               10.187.077  -     26.913.435    267.393   27.284.316
1912  AVA     667.709  MEJIA OSORIO LUIS EDUARDO               5.571.689  -     21.020.866    116.722   21.664.022
1913  AVA   1.351.962  MEJIA RESTREPO PEDRO PABLO                820.052  -      2.233.245     20.379    2.268.880
1914  AVA      28.221  MELO MARROQUIN BERNABE                 11.971.728  -     29.627.012    373.347   29.872.296
1915  AVA  17.053.537  MELO RUIZ JESUS EPIMACO                 6.004.650  -     25.774.540    129.455   26.656.297
1916  AVA   3.676.512  MENCO SUAREZ ALFONSO                    6.056.330  -     22.849.318    126.874   23.548.269
1917  AVA     810.186  MENDOZA BARRIOS MANUEL FRANCISCO       11.307.535  -     40.181.945    233.946   41.371.773
1918  AVA  26.651.111  MENDOZA GUERRERO OTILIA ROSA            2.304.123  -     17.086.179    113.659   17.515.118
1919  AVA   3.710.893  MENDOZA ORTA JORGE ELIECER              5.650.577  -     23.596.225    120.699   24.387.438
1920  AVA   3.694.668  MENDOZA SANTIAGO HIPOLITO               4.758.172  -     18.391.140     99.905   18.967.644
1921  AVA   3.712.168  MENESES PEREZ ARMANDO E                10.185.586  -     40.362.710    214.708   41.657.888
1922  AVA     811.046  MERCADO FONSECA ARMANDO                 6.307.575  -     15.994.001    182.474   16.161.728
1923  AVA   3.711.962  MERCADO UTARES RAMON                   17.438.872  -     53.797.684    380.403   55.047.456
1924  AVA     503.184  MESA GRANDA JOSE IVAN                  22.848.692  -     76.750.524    482.450   78.806.720
1925  AVA   8.221.677  MESA VELASQUEZ LISANDRO                55.858.352  -    187.632.520  1.179.448  192.659.195
1926  AVA     817.091  MEYER MARIMON WINFRIND                  9.394.278  -     28.980.682    204.922   29.653.907
1927  AVA     848.128  MEZA DE LA CRUZ PRISCILO                7.226.509  -     22.755.563    155.974   23.306.132
1928  AVA   7.413.318  MEZA HERRERA GALDIS                     5.205.591  -     19.639.650    109.052   20.240.443
1929  AVA   3.791.819  MEZA TROCHA GREGORIO                    9.282.499  -     27.537.809    208.018   28.118.705
1930  AVA   1.686.919  MEZA VALENCIA HERNANDO EMILIO                                          427.559   75.610.927
1931  AVA   3.692.133  MIRANDA BOLANO HEMELDO RAFAEL           3.394.772  -     12.807.792     71.117   13.199.570
1932  AVA     869.293  MIRANDA ESCORCIA EUDALDO RAFAEL        13.685.514  -     41.385.284    302.261   42.304.102
1933  AVA      64.336  MOLINA CUBILLOS EUDORO                 22.568.372  -     61.460.392    560.843   62.441.002
1934  AVA     317.915  MOLINA CUBILLOS JOSE RUPERTO           27.105.260  -     78.956.148    617.754   80.528.450
1935  AVA     811.033  MOLINA ACOSTA MANUEL EULOGIO            8.259.649  -     28.372.829    173.644   29.155.698
1936  AVA  80.761.540  MOLINA VELA RAFAEL ALBERTO             22.321.018  -     62.811.634    529.380   63.947.251
1937  AVA     804.214  MOLINARES MENDOZA MARIO RAFAEL         17.233.870  -     59.200.294    362.310   60.833.667
1938  AVA  20.180.428  MONCADA QUINTERO RITA                     841.128  -      5.112.018     58.322    5.165.582
1939  AVA   9.105.505  MONTES HERNANDEZ FERNANDO               8.520.859  -     36.575.189    183.702   37.826.386
1940  AVA      95.912  MORA SANDOVAL ALVARO                   17.601.100  -     59.123.456    371.647   60.707.391
1941  AVA   3.684.449  MORALES AGUILAR ROBERTO CALIXTO        13.174.262  -     41.484.454    284.348   42.488.180
1942  AVA   3.707.758  MORALES BARROS ALFREDO                  4.536.706  -     18.446.871     96.182   19.052.503
1943  AVA     826.109  MORALES FLOREZ JOSE MANUEL             10.865.617  -     34.214.755    234.519   35.042.574
1944  AVA   3.303.550  MORALES JARAMILLO HUMBERTO DE JESUS     5.489.905  -     13.920.651    158.819   14.066.604
1945  AVA     884.853  MORALES PUELLO MARCOS                  27.840.964  -     97.824.308    583.470  100.598.615
1946  AVA     810.943  MORALES RANGEL JAIME ENRIQUE           18.276.460  -     55.268.400    403.658   56.495.509
1947  AVA  26.658.004  MORENO CORREA DENIS MARIA                 100.778  -        633.454      6.294      642.229
1948  AVA   2.020.746  MORENO FUENTES VICTOR ALFREDO           8.631.723  -     27.757.117    184.643   28.453.921
1949  AVA   2.332.582  MORENO HENAO HELIODORO                  3.886.378  -     15.021.510     81.600   15.492.314
1950  AVA  22.751.493  MORENO SALAMANDRA DOLORES               1.876.920  -     11.086.377    147.147   11.166.025

1951  AVA     917.860  MORENO SALCEDO PEDRO JOSE         619625  400  1    Casado(a)    70    0    27/11/1933  01/07/1958
1952  AVA     811.005  MORRINZON JOSE DE JESUS           620476  400  1    Casado(a)    77    0    13/04/1927  01/02/1952
1953  AVA   3.686.667  MUNARRIZ BULA REGULO AUGUSTO      623361  400  1    Casado(a)    75    0    20/05/1929  16/12/1954
1954  AVA  20.337.551  MUNOZ GLADYS ELENA                625236  400  2    Soltero(a)   61    0    08/09/1942  03/02/1960
1955  AVA  17.063.416  MUNOZ CARO GILBERTO               625903  400  1    Casado(a)    61    0    06/08/1942  26/01/1965
1956  AVA   2.448.292  MUNOZ EUGENIO                     626080  400  1    Casado(a)    85    0    05/02/1919  23/05/1955
1957  AVA     534.329  MUNOZ GONZALEZ WALTER             627104  400  1    Union libre  85    0    14/09/1918  16/12/1954
1958  AVA   3.696.944  MUNOZ LUJAN JESUS ANTONIO         627616  400  1    Casado(a)    74    0    07/11/1929  04/11/1957
1959  AVA   3.699.986  MUNOZ TONG LUIS FELIPE            629311  400  1    Casado(a)    77    0    06/10/1926  17/03/1958
1960  AVA  26.407.124  TRUJILLO DE MURCIA BEATRIZ        631234  400  2    Casado(a)    76    0    28/04/1928  16/03/1953
1961  AVA     515.460  NARANJO NARANJO ISRAEL            633732  400  1    Casado(a)    80    0    03/08/1923  19/08/1947
1962  AVA   2.635.244  NARVAEZ ALVEAR JOSE LUCIO         634082  400  1    Casado(a)    75    0    01/05/1929  01/08/1968
1963  AVA   3.688.288  NARVAEZ RAMOS ANDRES ANTONIO      634583  400  1    Casado(a)    74    0    04/02/1930  01/07/1958
1964  AVA  17.076.577  NAVARRETE BAUDILIO                635051  400  1    Casado(a)    64    0    09/06/1940  01/12/1966
1965  AVA     810.360  NAVARRO CORONADO ARMANDO RAFAEL   635261  400  1    Casado(a)    77    0    06/03/1927  01/04/1952
1966  AVA   3.754.960  NAVARRO CORONADO FRANCISCO JOSE   635434  400  1    Casado(a)    64    0    11/05/1940  18/04/1960
1967  AVA     810.350  NAVARRO GONZALEZ RAMON            636112  400  1    Casado(a)    72    0    10/01/1932  10/05/1951
1968  AVA   3.699.937  NAVARRO RODRIGUEZ HUMBERTO        636451  400  1    Casado(a)    75    0    24/03/1929  15/11/1951
1969  AVA   2.923.475  NAVAS ROBAYO HECTOR               636650  400  1    Casado(a)    66    0    07/01/1938  02/07/1956
1970  AVA   3.766.476  NAVARRO VILORIA RODRIGO ANTONIO   637475  400  1    Casado(a)    64    0    09/04/1940  03/11/1958
1971  AVA     810.334  NIEBLES HERRERA EBERTO            640872  400  1    Casado(a)    74    0    06/02/1930  06/12/1949
1972  AVA   3.765.818  NIEBLES JIMENEZ JOSE GABRIEL      641045  400  1    Casado(a)    73    0    19/03/1931  02/03/1953
1973  AVA     869.697  NIEBLES OYOLA LUIS BARTOLO        641384  400  1    Union libre  84    0    19/10/1919  18/09/1950
1974  AVA     810.411  NIEBLES SOLANO JOSE MARIA         641723  400  1    Casado(a)    77    0    19/03/1927  03/08/1953
1975  AVA     868.390  NIETO BOVEA ARMANDO               642235  400  1    Casado(a)    75    0    15/03/1929  20/10/1955
1976  AVA     801.171  NIETO CASTANEDA CARLOS JULIO      642401  400  1    Casado(a)    72    0    04/02/1932  16/11/1954
1977  AVA   2.899.449  NIETO MORENO PEDRO ANTONIO        643252  400  1    Casado(a)    65    0    07/08/1938  05/09/1960
1978  AVA     810.532  NI|O ARENAS ALFREDO J             644442  400  1    Casado(a)    81    0    29/12/1922  02/05/1946
1979  AVA     814.211  NU|EZ CANTILLO ERNESTO ENRIQUE    646995  400  1    Casado(a)    75    0    23/06/1929  06/03/1957
1980  AVA   2.435.957  NU|EZ GARCIA LUIS ANGEL           647500  400  1    Casado(a)    79    0    01/03/1925  14/01/1947
1981  AVA     829.710  NU|EZ GUTIERREZ LUIS ALBERTO      647511  400  1    Casado(a)    69    0    14/09/1934  01/04/1954
1982  AVA   3.703.423  NU|EZ SUAREZ CLODOMIRO EDUARDO    648351  400  1    Union libre  72    0    03/03/1932  17/08/1953
1983  AVA     516.817  OCAMPO OCAMPO JOSE BERNARDO       650053  400  1    Casado(a)    73    0    19/11/1930  07/10/1953
1984  AVA   2.733.038  OBONAGA MADRID CAROL ALBERTO      650904  400  1    Union libre  71    0    13/11/1932  01/03/1960
1985  AVA   3.309.571  OCHOA CARDONA HUMBERTO            650941  400  1    Casado(a)    78    0    15/12/1925  08/12/1961
1986  AVA     802.826  OJEDA MAURY PEDRO MANUEL          651921  400  1    Casado(a)    70    0    02/09/1933  16/09/1959
1987  AVA     827.709  OJEDA PRENTT SIMON                652094  400  1    Casado(a)    72    0    27/10/1931  03/02/1957
1988  AVA      64.713  OLMOS CHAVES VICTOR MANUEL        653962  400  1    Casado(a)    76    0    09/02/1928  23/02/1951
1989  AVA     243.658  ORGANISTA SANCHEZ JOSE GUILLERMO  655955  400  1    Casado(a)    69    0    15/09/1934  24/08/1964
1990  AVA   2.401.547  OREJUELA OCTAVIO                  656003  400  1    Union libre  73    0    22/09/1930  06/05/1958
1991  AVA   3.701.681  OROZCO ARAUJO VICTOR              657366  400  1    Casado(a)    86    0    18/11/1917  27/04/1953
1992  AVA     805.921  OROZCO BLANCO NESTOR LITARION     657532  400  1    Casado(a)    69    0    16/07/1934  01/08/1958
1993  AVA     813.247  OROZCO CEBALLOS ESTEBAN           657871  400  1    Casado(a)    83    0    27/04/1921  20/02/1956
1994  AVA   6.088.953  OROZCO CAMPO HUGO ANTONIO         658114  400  1    Casado(a)    62    0    04/05/1942  27/08/1962
1995  AVA     880.197  OROZCO DUE|AS MIGUEL              658556  400  1    Union libre  79    0    07/04/1925  16/03/1955
1996  AVA     820.166  OROZCO DOMINGUEZ MIGUEL           658560  400  1    Casado(a)    78    0    01/03/1926  13/01/1949
1997  AVA     867.791  OROZCO GARCIA JOSE RAFAEL         659573  400  1    Casado(a)    82    0    01/04/1922  18/04/1949
1998  AVA     809.626  OROZCO MARTINEZ JOSE FELIX        660251  400  1    Casado(a)    73    0    18/07/1930  02/04/1956
1999  AVA   3.767.897  OROZCO NIEBLES BLAS               660590  400  1    Casado(a)    80    0    03/02/1924  20/04/1955
2000  AVA   3.699.592  OROZCO PAREJO MARCIAL SEGUNDO     661275  400  1    Casado(a)    65    0    05/01/1939  01/07/1960
2001  AVA     810.523  OROZCO SOTO BENIGNO               661780  400  1    Casado(a)    79    0    20/07/1924  01/09/1952
2002  AVA   8.222.967  ORREGO CANO JOSE IGNACIO          662255  400  1    Casado(a)    75    0    01/02/1929  22/10/1964
2003  AVA     880.413  ORTEGA NIETO DOMINGO              664160  400  1    Casado(a)    74    0    25/08/1929  03/06/1959
2004  AVA  17.061.904  ORTEGA ROMERO ENRIQUE             664506  400  1    Casado(a)    62    0    14/04/1942  19/10/1959
2005  AVA     817.944  ORTIZ ALMANZA SEBASTIAN           666713  400  1    Casado(a)    69    0    04/08/1934  17/09/1956
2006  AVA   1.914.379  ORTIZ PE|ALOZA CANDIDO ROZO       669944  400  1    Casado(a)    78    0    24/09/1925  26/10/1953
2007  AVA      35.978  ORTIZ VEGA CARLOS ALONSO          671016  400  1    Casado(a)    75    0    19/05/1929  01/08/1960
2008  AVA   5.387.307  OSORIO ARIAS EDUARDO              671646  400  1    Casado(a)    66    0    13/10/1937  18/09/1961
2009  AVA  17.004.719  OSORIO BERRIO LUIS EDUARDO        672151  400  1    Casado(a)    73    0    05/03/1931  02/06/1953
2010  AVA  20.241.175  OSORIO PINILLA NELLY              674192  400  2    Soltero(a)   64    0    22/09/1939  18/05/1959
2011  AVA     810.908  OSORIO SOTO JOSE MANUEL           675216  400  1    Casado(a)    80    0    11/03/1924  16/01/1954
2012  AVA  17.096.663  OSPINA HERNANDEZ GABRIEL          676594  400  1    Casado(a)    60    0    06/09/1943  05/08/1965
2013  AVA     124.021  OSPINA MARSIGLIA RAFAEL           676911  400  1    Casado(a)    71    0    24/10/1932  01/09/1973
2014  AVA   6.054.808  OSPINA RODRIGUEZ LUIS ARTURO      677423  400  1    Casado(a)    80    0    06/09/1923  21/03/1955
2015  AVA   3.687.656  OSSA OSSA JOSE BERNARDO           678440  400  1    Casado(a)    79    0    06/04/1925  01/12/1950
2016  AVA     144.988  OTERO RAMIREZ CARLOS ALVARO       679464  400  1    Casado(a)    69    0    02/12/1934  28/04/1980
2017  AVA  20.119.209  PABON CARRILLO MARY               681881  400  2    Soltero(a)   74    0    11/04/1930  02/08/1954
2018  AVA   8.235.052  PABON HERNANDEZ JAIRO DE JESUS    682006  400  1    Casado(a)    62    0    22/02/1942  01/10/1962
2019  AVA     867.724  PACHECO BARRAZA HUMBERTO RAFAEL   682603  400  1    Casado(a)    75    0    14/01/1929  17/03/1952
2020  AVA   3.686.635  PACHECO MORALES JESUS MARIA       684040  400  1    Casado(a)    68    0    24/12/1935  01/03/1952
2021  AVA   2.055.277  PACHECO HERNANDO                  684224  400  1    Union libre  76    0    02/05/1928  18/07/1957
2022  AVA     868.158  PACHECO NIEBLES NICOMEDES         684762  400  1    Casado(a)    82    0    14/04/1922  24/09/1957
2023  AVA   3.675.422  PACHECO SANCIVIER JOSE RAFAEL     684946  400  1    Casado(a)    67    0    28/03/1937  19/01/1959
2024  AVA  20.521.300  PACHON DE SUAREZ MARIA LEONOR     685635  400  2    Casado(a)    59    0    12/11/1944  07/01/1964
2025  AVA   3.690.260  PADILLA BARRERA FELIX             685845  400  1    Casado(a)    67    0    24/01/1937  16/08/1956
2026  AVA     866.824  PADILLA OTERO ISMAEL ENRIQUE      686560  400  1    Casado(a)    74    0    18/04/1930  16/05/1952
2027  AVA     838.761  PADILLA PEREZ EDMUNDO ANTONIO     686744  400  1    Union libre  66    0    18/09/1937  18/05/1959
2028  AVA   3.702.514  PAEZ ESCORCIA EDGARDO             688542  400  1    Casado(a)    64    0    22/10/1939  02/07/1959
2029  AVA  17.002.730  PAJARO VASQUEZ FRANCISCO          690885  400  1    Casado(a)    68    0    04/10/1935  05/05/1953
2030  AVA     810.938  PALACIO LLINAS JULIO ANTONIO      692322  400  1    Casado(a)    77    0    11/02/1927  19/05/1952
2031  AVA     804.061  PALMA MORIONES ADOLFO ISIDRO      694665  400  1    Casado(a)    81    0    31/03/1923  10/12/1954
2032  AVA     149.782  PALOMA RAFAEL LEOPOLDO            695026  400  1    Casado(a)    71    0    28/02/1933  27/08/1956
2033  AVA   2.924.180  PARADA FORERO GUILLERMO           696662  400  1    Casado(a)    66    0    22/05/1938  08/04/1965
2034  AVA   2.917.138  PARDO ALFEREZ ANTONIO MISAEL      697185  400  1    Soltero(a)   67    0    27/10/1936  02/09/1954
2035  AVA   1.426.243  PAREDES RODRIGUEZ HERALDO         699160  400  1    Casado(a)    66    0    06/01/1938  05/09/1960

1951  AVA     917.860  MORENO SALCEDO PEDRO JOSE         JUBILACION COMPARTIDA     18.801    2.401.406      955.334  -
1952  AVA     811.005  MORRINZON JOSE DE JESUS           JUBILACION COMPARTIDA    460.517   44.941.572   22.204.104  -
1953  AVA   3.686.667  MUNARRIZ BULA REGULO AUGUSTO      JUBILACION COMPARTIDA    512.122   54.296.980   25.267.322  -
1954  AVA  20.337.551  MUNOZ GLADYS ELENA                JUBILACION COMPARTIDA    121.790   21.227.922    2.647.079  -
1955  AVA  17.063.416  MUNOZ CARO GILBERTO               JUBILACION COMPARTIDA    732.777  122.298.232   35.801.720  -
1956  AVA   2.448.292  MUNOZ EUGENIO                     JUBILACION COMPARTIDA    142.719    9.506.960    5.790.151  -
1957  AVA     534.329  MUNOZ GONZALEZ WALTER             JUBILACION COMPARTIDA    242.070   16.125.041    9.820.850  -
1958  AVA   3.696.944  MUNOZ LUJAN JESUS ANTONIO         JUBILACION COMPARTIDA    435.576   48.045.228   21.683.898  -
1959  AVA   3.699.986  MUNOZ TONG LUIS FELIPE            JUBILACION COMPARTIDA    254.722   24.858.162   12.281.573  -
1960  AVA  26.407.124  TRUJILLO DE MURCIA BEATRIZ        JUBILACION COMPARTIDA     15.327    1.644.343      292.251  -
1961  AVA     515.460  NARANJO NARANJO ISRAEL            JUBILACION COMPARTIDA      3.422      292.166      156.823  -
1962  AVA   2.635.244  NARVAEZ ALVEAR JOSE LUCIO         JUBILACION COMPARTIDA    273.774   29.026.486   13.507.593  -
1963  AVA   3.688.288  NARVAEZ RAMOS ANDRES ANTONIO      JUBILACION COMPARTIDA    542.107   59.795.892   26.987.238  -
1964  AVA  17.076.577  NAVARRETE BAUDILIO                JUBILACION COMPARTIDA     55.846    8.600.831    2.805.103  -
1965  AVA     810.360  NAVARRO CORONADO ARMANDO RAFAEL   JUBILACION COMPARTIDA    234.440   22.878.856   11.303.665  -
1966  AVA   3.754.960  NAVARRO CORONADO FRANCISCO JOSE   JUBILACION COMPARTIDA    202.635   31.207.774   10.178.204  -
1967  AVA     810.350  NAVARRO GONZALEZ RAMON            JUBILACION COMPARTIDA    589.492   70.135.552   29.730.078  -
1968  AVA   3.699.937  NAVARRO RODRIGUEZ HUMBERTO        JUBILACION COMPARTIDA    572.657   60.715.120   28.254.028  -
1969  AVA   2.923.475  NAVAS ROBAYO HECTOR               JUBILACION COMPARTIDA     94.678   13.758.232    4.801.891  -
1970  AVA   3.766.476  NAVARRO VILORIA RODRIGO ANTONIO   JUBILACION COMPARTIDA    197.322   30.389.522    9.911.337  -
1971  AVA     810.334  NIEBLES HERRERA EBERTO            JUBILACION COMPARTIDA    452.572   49.919.936   22.529.996  -
1972  AVA   3.765.818  NIEBLES JIMENEZ JOSE GABRIEL      JUBILACION COMPARTIDA    697.850   79.991.968   34.992.356  -
1973  AVA     869.697  NIEBLES OYOLA LUIS BARTOLO        JUBILACION COMPARTIDA     46.974    3.296.649    1.960.602  -
1974  AVA     810.411  NIEBLES SOLANO JOSE MARIA         JUBILACION COMPARTIDA    220.075   21.476.984   10.611.048  -
1975  AVA     868.390  NIETO BOVEA ARMANDO               JUBILACION COMPARTIDA    168.942   17.911.828    8.335.342  -
1976  AVA     801.171  NIETO CASTANEDA CARLOS JULIO      JUBILACION COMPARTIDA    150.282   17.879.990    7.579.230  -
1977  AVA   2.899.449  NIETO MORENO PEDRO ANTONIO        JUBILACION COMPARTIDA    188.315   28.185.302    9.513.293  -
1978  AVA     810.532  NI|O ARENAS ALFREDO J             JUBILACION COMPARTIDA    758.764   61.801.992   34.069.212  -
1979  AVA     814.211  NU|EZ CANTILLO ERNESTO ENRIQUE    JUBILACION COMPARTIDA    257.653   27.317.280   12.712.208  -
1980  AVA   2.435.957  NU|EZ GARCIA LUIS ANGEL           JUBILACION COMPARTIDA     95.090    8.499.325    4.443.057  -
1981  AVA     829.710  NU|EZ GUTIERREZ LUIS ALBERTO      JUBILACION COMPARTIDA    220.231   28.945.776   11.335.484  -
1982  AVA   3.703.423  NU|EZ SUAREZ CLODOMIRO EDUARDO    JUBILACION COMPARTIDA    219.431   26.107.078   11.066.648  -
1983  AVA     516.817  OCAMPO OCAMPO JOSE BERNARDO       JUBILACION COMPARTIDA    136.731   15.672.970    6.856.115  -
1984  AVA   2.733.038  OBONAGA MADRID CAROL ALBERTO      JUBILACION COMPARTIDA    207.767   25.627.556   10.524.175  -
1985  AVA   3.309.571  OCHOA CARDONA HUMBERTO            JUBILACION COMPARTIDA    164.141   15.339.638    7.799.933  -
1986  AVA     802.826  OJEDA MAURY PEDRO MANUEL          JUBILACION COMPARTIDA    725.966   92.725.872   36.888.460  -
1987  AVA     827.709  OJEDA PRENTT SIMON                JUBILACION COMPARTIDA    299.510   35.634.576   15.105.302  -
1988  AVA      64.713  OLMOS CHAVES VICTOR MANUEL        JUBILACION COMPARTIDA  1.297.841  132.098.128   63.358.568  -
1989  AVA     243.658  ORGANISTA SANCHEZ JOSE GUILLERMO  JUBILACION COMPARTIDA    244.466   32.131.072   12.582.880  -
1990  AVA   2.401.547  OREJUELA OCTAVIO                  JUBILACION COMPARTIDA    453.952   52.034.840   22.762.556  -
1991  AVA   3.701.681  OROZCO ARAUJO VICTOR              JUBILACION COMPARTIDA    212.118   13.394.226    8.348.244  -
1992  AVA     805.921  OROZCO BLANCO NESTOR LITARION     JUBILACION COMPARTIDA    238.226   31.310.928   12.261.702  -
1993  AVA     813.247  OROZCO CEBALLOS ESTEBAN           JUBILACION COMPARTIDA     15.347    1.133.317      657.644  -
1994  AVA   6.088.953  OROZCO CAMPO HUGO ANTONIO         JUBILACION COMPARTIDA     85.555   13.913.651    4.225.952  -
1995  AVA     880.197  OROZCO DUE|AS MIGUEL              JUBILACION COMPARTIDA    115.661   10.338.001    5.404.232  -
1996  AVA     820.166  OROZCO DOMINGUEZ MIGUEL           JUBILACION COMPARTIDA     58.329    5.451.081    2.771.777  -
1997  AVA     867.791  OROZCO GARCIA JOSE RAFAEL         JUBILACION COMPARTIDA     15.327    1.189.471      672.958  -
1998  AVA     809.626  OROZCO MARTINEZ JOSE FELIX        JUBILACION COMPARTIDA    462.042   52.962.172   23.168.214  -
1999  AVA   3.767.897  OROZCO NIEBLES BLAS               JUBILACION COMPARTIDA    243.599   20.798.156   11.163.658  -
2000  AVA   3.699.592  OROZCO PAREJO MARCIAL SEGUNDO     JUBILACION COMPARTIDA    101.127   15.135.784    5.108.731  -
2001  AVA     810.523  OROZCO SOTO BENIGNO               JUBILACION COMPARTIDA    277.698   24.821.176   12.975.369  -
2002  AVA   8.222.967  ORREGO CANO JOSE IGNACIO          JUBILACION COMPARTIDA    362.410   38.423.988   17.880.758  -
2003  AVA     880.413  ORTEGA NIETO DOMINGO              JUBILACION COMPARTIDA    205.519   22.669.310   10.231.173  -
2004  AVA  17.061.904  ORTEGA ROMERO ENRIQUE             JUBILACION COMPARTIDA     81.043   13.179.873    4.003.084  -
2005  AVA     817.944  ORTIZ ALMANZA SEBASTIAN           JUBILACION COMPARTIDA    193.448   25.425.588    9.956.938  -
2006  AVA   1.914.379  ORTIZ PE|ALOZA CANDIDO ROZO       JUBILACION COMPARTIDA    129.917   12.141.267    6.173.618  -
2007  AVA      35.978  ORTIZ VEGA CARLOS ALONSO          JUBILACION COMPARTIDA  1.127.564  119.548.320   55.632.296  -
2008  AVA   5.387.307  OSORIO ARIAS EDUARDO              JUBILACION COMPARTIDA    142.603   20.722.502    7.232.557  -
2009  AVA  17.004.719  OSORIO BERRIO LUIS EDUARDO        JUBILACION COMPARTIDA    791.833   90.764.896   39.704.952  -
2010  AVA  20.241.175  OSORIO PINILLA NELLY              JUBILACION COMPARTIDA    190.453   30.643.108    4.191.621  -
2011  AVA     810.908  OSORIO SOTO JOSE MANUEL           JUBILACION COMPARTIDA     89.066    7.604.336    4.081.718  -
2012  AVA  17.096.663  OSPINA HERNANDEZ GABRIEL          JUBILACION COMPARTIDA  2.641.720  452.091.168  127.451.736  -
2013  AVA     124.021  OSPINA MARSIGLIA RAFAEL           JUBILACION COMPARTIDA    452.226   55.780.980   22.906.936  -
2014  AVA   6.054.808  OSPINA RODRIGUEZ LUIS ARTURO      JUBILACION COMPARTIDA     93.102    7.948.924    4.266.680  -
2015  AVA   3.687.656  OSSA OSSA JOSE BERNARDO           JUBILACION COMPARTIDA    264.385   23.631.234   12.353.323  -
2016  AVA     144.988  OTERO RAMIREZ CARLOS ALVARO       JUBILACION COMPARTIDA    451.294   59.315.244   23.228.500  -
2017  AVA  20.119.209  PABON CARRILLO MARY               JUBILACION COMPARTIDA    237.116   27.561.028    4.712.039  -
2018  AVA   8.235.052  PABON HERNANDEZ JAIRO DE JESUS    JUBILACION COMPARTIDA    145.110   23.598.970    7.167.646  -
2019  AVA     867.724  PACHECO BARRAZA HUMBERTO RAFAEL   JUBILACION COMPARTIDA    265.465   28.145.536   13.097.640  -
2020  AVA   3.686.635  PACHECO MORALES JESUS MARIA       JUBILACION COMPARTIDA     50.859    6.946.060    2.587.063  -
2021  AVA   2.055.277  PACHECO HERNANDO                  JUBILACION COMPARTIDA    218.642   22.254.034   10.673.761  -
2022  AVA     868.158  PACHECO NIEBLES NICOMEDES         JUBILACION COMPARTIDA     94.793    7.356.526    4.162.048  -
2023  AVA   3.675.422  PACHECO SANCIVIER JOSE RAFAEL     JUBILACION COMPARTIDA    187.130   26.375.852    9.512.355  -
2024  AVA  20.521.300  PACHON DE SUAREZ MARIA LEONOR     JUBILACION COMPARTIDA    107.783   19.713.224    2.300.276  -
2025  AVA   3.690.260  PADILLA BARRERA FELIX             JUBILACION COMPARTIDA    827.034  116.569.904   42.040.516  -
2026  AVA     866.824  PADILLA OTERO ISMAEL ENRIQUE      JUBILACION COMPARTIDA    273.319   30.147.838   13.606.401  -
2027  AVA     838.761  PADILLA PEREZ EDMUNDO ANTONIO     JUBILACION COMPARTIDA    182.472   26.516.108    9.254.638  -
2028  AVA   3.702.514  PAEZ ESCORCIA EDGARDO             JUBILACION COMPARTIDA    158.600   24.425.952    7.966.359  -
2029  AVA  17.002.730  PAJARO VASQUEZ FRANCISCO          JUBILACION COMPARTIDA     23.329    3.186.154    1.186.685  -
2030  AVA     810.938  PALACIO LLINAS JULIO ANTONIO      JUBILACION COMPARTIDA    293.271   28.620.136   14.140.236  -
2031  AVA     804.061  PALMA MORIONES ADOLFO ISIDRO      JUBILACION COMPARTIDA    113.460    9.241.416    5.094.461  -
2032  AVA     149.782  PALOMA RAFAEL LEOPOLDO            JUBILACION COMPARTIDA    223.805   27.605.804   11.336.559  -
2033  AVA   2.924.180  PARADA FORERO GUILLERMO           JUBILACION COMPARTIDA     28.179    4.094.861    1.429.186  -
2034  AVA   2.917.138  PARDO ALFEREZ ANTONIO MISAEL      JUBILACION COMPARTIDA     85.403   12.037.497    4.341.280  -
2035  AVA   1.426.243  PAREDES RODRIGUEZ HERALDO         JUBILACION COMPARTIDA    111.306   16.174.547    5.645.232  -

1951  AVA     917.860  MORENO SALCEDO PEDRO JOSE           3.356.740           -            -  -              -    2.401.406
1952  AVA     811.005  MORRINZON JOSE DE JESUS            67.145.676           -            -  -              -   44.941.572
1953  AVA   3.686.667  MUNARRIZ BULA REGULO AUGUSTO       79.564.302           -            -  -              -   54.296.980
1954  AVA  20.337.551  MUNOZ GLADYS ELENA                 23.875.001           -            -  -              -   21.227.922
1955  AVA  17.063.416  MUNOZ CARO GILBERTO               158.099.952  97.838.588   28.641.378  -    126.479.966   24.459.644
1956  AVA   2.448.292  MUNOZ EUGENIO                      15.297.111           -            -  -              -    9.506.960
1957  AVA     534.329  MUNOZ GONZALEZ WALTER              25.945.891           -            -  -              -   16.125.041
1958  AVA   3.696.944  MUNOZ LUJAN JESUS ANTONIO          69.729.126           -            -  -              -   48.045.228
1959  AVA   3.699.986  MUNOZ TONG LUIS FELIPE             37.139.735           -            -  -              -   24.858.162
1960  AVA  26.407.124  TRUJILLO DE MURCIA BEATRIZ          1.936.594           -            -  -              -    1.644.343
1961  AVA     515.460  NARANJO NARANJO ISRAEL                448.989           -            -  -              -      292.166
1962  AVA   2.635.244  NARVAEZ ALVEAR JOSE LUCIO          42.534.079           -            -  -              -   29.026.486
1963  AVA   3.688.288  NARVAEZ RAMOS ANDRES ANTONIO       86.783.130           -            -  -              -   59.795.892
1964  AVA  17.076.577  NAVARRETE BAUDILIO                 11.405.934           -            -  -              -    8.600.831
1965  AVA     810.360  NAVARRO CORONADO ARMANDO RAFAEL    34.182.521           -            -  -              -   22.878.856
1966  AVA   3.754.960  NAVARRO CORONADO FRANCISCO JOSE    41.385.978           -            -  -              -   31.207.774
1967  AVA     810.350  NAVARRO GONZALEZ RAMON             99.865.630           -            -  -              -   70.135.552
1968  AVA   3.699.937  NAVARRO RODRIGUEZ HUMBERTO         88.969.148           -            -  -              -   60.715.120
1969  AVA   2.923.475  NAVAS ROBAYO HECTOR                18.560.123           -            -  -              -   13.758.232
1970  AVA   3.766.476  NAVARRO VILORIA RODRIGO ANTONIO    40.300.859           -            -  -              -   30.389.522
1971  AVA     810.334  NIEBLES HERRERA EBERTO             72.449.932           -            -  -              -   49.919.936
1972  AVA   3.765.818  NIEBLES JIMENEZ JOSE GABRIEL      114.984.324           -            -  -              -   79.991.968
1973  AVA     869.697  NIEBLES OYOLA LUIS BARTOLO          5.257.251           -            -  -              -    3.296.649
1974  AVA     810.411  NIEBLES SOLANO JOSE MARIA          32.088.032           -            -  -              -   21.476.984
1975  AVA     868.390  NIETO BOVEA ARMANDO                26.247.170           -            -  -              -   17.911.828
1976  AVA     801.171  NIETO CASTANEDA CARLOS JULIO       25.459.220           -            -  -              -   17.879.990
1977  AVA   2.899.449  NIETO MORENO PEDRO ANTONIO         37.698.595           -            -  -              -   28.185.302
1978  AVA     810.532  NI|O ARENAS ALFREDO J              95.871.204           -            -  -              -   61.801.992
1979  AVA     814.211  NU|EZ CANTILLO ERNESTO ENRIQUE     40.029.488           -            -  -              -   27.317.280
1980  AVA   2.435.957  NU|EZ GARCIA LUIS ANGEL            12.942.382           -            -  -              -    8.499.325
1981  AVA     829.710  NU|EZ GUTIERREZ LUIS ALBERTO       40.281.260           -            -  -              -   28.945.776
1982  AVA   3.703.423  NU|EZ SUAREZ CLODOMIRO EDUARDO     37.173.726           -            -  -              -   26.107.078
1983  AVA     516.817  OCAMPO OCAMPO JOSE BERNARDO        22.529.085           -            -  -              -   15.672.970
1984  AVA   2.733.038  OBONAGA MADRID CAROL ALBERTO       36.151.731           -            -  -              -   25.627.556
1985  AVA   3.309.571  OCHOA CARDONA HUMBERTO             23.139.571           -            -  -              -   15.339.638
1986  AVA     802.826  OJEDA MAURY PEDRO MANUEL          129.614.332           -            -  -              -   92.725.872
1987  AVA     827.709  OJEDA PRENTT SIMON                 50.739.878           -            -  -              -   35.634.576
1988  AVA      64.713  OLMOS CHAVES VICTOR MANUEL        195.456.696           -            -  -              -  132.098.128
1989  AVA     243.658  ORGANISTA SANCHEZ JOSE GUILLERMO   44.713.952           -            -  -              -   32.131.072
1990  AVA   2.401.547  OREJUELA OCTAVIO                   74.797.396           -            -  -              -   52.034.840
1991  AVA   3.701.681  OROZCO ARAUJO VICTOR               21.742.470           -            -  -              -   13.394.226
1992  AVA     805.921  OROZCO BLANCO NESTOR LITARION      43.572.630           -            -  -              -   31.310.928
1993  AVA     813.247  OROZCO CEBALLOS ESTEBAN             1.790.961           -            -  -              -    1.133.317
1994  AVA   6.088.953  OROZCO CAMPO HUGO ANTONIO          18.139.603           -            -  -              -   13.913.651
1995  AVA     880.197  OROZCO DUE|AS MIGUEL               15.742.233           -            -  -              -   10.338.001
1996  AVA     820.166  OROZCO DOMINGUEZ MIGUEL             8.222.858           -            -  -              -    5.451.081
1997  AVA     867.791  OROZCO GARCIA JOSE RAFAEL           1.862.429           -            -  -              -    1.189.471
1998  AVA     809.626  OROZCO MARTINEZ JOSE FELIX         76.130.386           -            -  -              -   52.962.172
1999  AVA   3.767.897  OROZCO NIEBLES BLAS                31.961.814           -            -  -              -   20.798.156
2000  AVA   3.699.592  OROZCO PAREJO MARCIAL SEGUNDO      20.244.515           -            -  -              -   15.135.784
2001  AVA     810.523  OROZCO SOTO BENIGNO                37.796.545           -            -  -              -   24.821.176
2002  AVA   8.222.967  ORREGO CANO JOSE IGNACIO           56.304.746           -            -  -              -   38.423.988
2003  AVA     880.413  ORTEGA NIETO DOMINGO               32.900.483           -            -  -              -   22.669.310
2004  AVA  17.061.904  ORTEGA ROMERO ENRIQUE              17.182.957           -            -  -              -   13.179.873
2005  AVA     817.944  ORTIZ ALMANZA SEBASTIAN            35.382.526           -            -  -              -   25.425.588
2006  AVA   1.914.379  ORTIZ PE|ALOZA CANDIDO ROZO        18.314.885           -            -  -              -   12.141.267
2007  AVA      35.978  ORTIZ VEGA CARLOS ALONSO          175.180.616           -            -  -              -  119.548.320
2008  AVA   5.387.307  OSORIO ARIAS EDUARDO               27.955.059           -            -  -              -   20.722.502
2009  AVA  17.004.719  OSORIO BERRIO LUIS EDUARDO        130.469.848           -            -  -              -   90.764.896
2010  AVA  20.241.175  OSORIO PINILLA NELLY               34.834.729           -            -  -              -   30.643.108
2011  AVA     810.908  OSORIO SOTO JOSE MANUEL            11.686.054           -            -  -              -    7.604.336
2012  AVA  17.096.663  OSPINA HERNANDEZ GABRIEL          579.542.904  61.672.932  101.961.394  -    463.634.326   90.418.236
2013  AVA     124.021  OSPINA MARSIGLIA RAFAEL            78.687.916           -            -  -              -   55.780.980
2014  AVA   6.054.808  OSPINA RODRIGUEZ LUIS ARTURO       12.215.604           -            -  -              -    7.948.924
2015  AVA   3.687.656  OSSA OSSA JOSE BERNARDO            35.984.557           -            -  -              -   23.631.234
2016  AVA     144.988  OTERO RAMIREZ CARLOS ALVARO        82.543.744           -            -  -              -   59.315.244
2017  AVA  20.119.209  PABON CARRILLO MARY                32.273.067           -            -  -              -   27.561.028
2018  AVA   8.235.052  PABON HERNANDEZ JAIRO DE JESUS     30.766.616           -            -  -              -   23.598.970
2019  AVA     867.724  PACHECO BARRAZA HUMBERTO RAFAEL    41.243.176           -            -  -              -   28.145.536
2020  AVA   3.686.635  PACHECO MORALES JESUS MARIA         9.533.123           -            -  -              -    6.946.060
2021  AVA   2.055.277  PACHECO HERNANDO                   32.927.795           -            -  -              -   22.254.034
2022  AVA     868.158  PACHECO NIEBLES NICOMEDES          11.518.574           -            -  -              -    7.356.526
2023  AVA   3.675.422  PACHECO SANCIVIER JOSE RAFAEL      35.888.207           -            -  -              -   26.375.852
2024  AVA  20.521.300  PACHON DE SUAREZ MARIA LEONOR      22.013.500           -            -  -              -   19.713.224
2025  AVA   3.690.260  PADILLA BARRERA FELIX             158.610.420           -            -  -              -  116.569.904
2026  AVA     866.824  PADILLA OTERO ISMAEL ENRIQUE       43.754.239           -            -  -              -   30.147.838
2027  AVA     838.761  PADILLA PEREZ EDMUNDO ANTONIO      35.770.746           -            -  -              -   26.516.108
2028  AVA   3.702.514  PAEZ ESCORCIA EDGARDO              32.392.311           -            -  -              -   24.425.952
2029  AVA  17.002.730  PAJARO VASQUEZ FRANCISCO            4.372.839           -            -  -              -    3.186.154
2030  AVA     810.938  PALACIO LLINAS JULIO ANTONIO       42.760.372           -            -  -              -   28.620.136
2031  AVA     804.061  PALMA MORIONES ADOLFO ISIDRO       14.335.877           -            -  -              -    9.241.416
2032  AVA     149.782  PALOMA RAFAEL LEOPOLDO             38.942.363           -            -  -              -   27.605.804
2033  AVA   2.924.180  PARADA FORERO GUILLERMO             5.524.047           -            -  -              -    4.094.861
2034  AVA   2.917.138  PARDO ALFEREZ ANTONIO MISAEL       16.378.777           -            -  -              -   12.037.497
2035  AVA   1.426.243  PAREDES RODRIGUEZ HERALDO          21.819.779           -            -  -              -   16.174.547

1951  AVA     917.860  MORENO SALCEDO PEDRO JOSE            955.334  -      3.356.740     20.021    3.451.908
1952  AVA     811.005  MORRINZON JOSE DE JESUS           22.204.104  -     67.145.676    490.405   68.636.521
1953  AVA   3.686.667  MUNARRIZ BULA REGULO AUGUSTO      25.267.322  -     79.564.302    545.359   81.489.271
1954  AVA  20.337.551  MUNOZ GLADYS ELENA                 2.647.079  -     23.875.001    129.694   24.623.290
1955  AVA  17.063.416  MUNOZ CARO GILBERTO                7.160.342  -     31.619.986     20.843    4.370.082
1956  AVA   2.448.292  MUNOZ EUGENIO                      5.790.151  -     15.297.111    151.982   15.507.979
1957  AVA     534.329  MUNOZ GONZALEZ WALTER              9.820.850  -     25.945.891    257.780   26.303.422
1958  AVA   3.696.944  MUNOZ LUJAN JESUS ANTONIO         21.683.898  -     69.729.126    463.845   71.479.604
1959  AVA   3.699.986  MUNOZ TONG LUIS FELIPE            12.281.573  -     37.139.735    271.254   37.964.399
1960  AVA  26.407.124  TRUJILLO DE MURCIA BEATRIZ           292.251  -      1.936.594     16.322    1.971.641
1961  AVA     515.460  NARANJO NARANJO ISRAEL               156.823  -        448.989      3.644      457.560
1962  AVA   2.635.244  NARVAEZ ALVEAR JOSE LUCIO         13.507.593  -     42.534.079    291.542   43.563.131
1963  AVA   3.688.288  NARVAEZ RAMOS ANDRES ANTONIO      26.987.238  -     86.783.130    577.290   88.961.743
1964  AVA  17.076.577  NAVARRETE BAUDILIO                 2.805.103  -     11.405.934     59.470   11.780.295
1965  AVA     810.360  NAVARRO CORONADO ARMANDO RAFAEL   11.303.665  -     34.182.521    249.655   34.941.427
1966  AVA   3.754.960  NAVARRO CORONADO FRANCISCO JOSE   10.178.204  -     41.385.978    215.786   42.744.624
1967  AVA     810.350  NAVARRO GONZALEZ RAMON            29.730.078  -     99.865.630    627.750  102.541.023
1968  AVA   3.699.937  NAVARRO RODRIGUEZ HUMBERTO        28.254.028  -     88.969.148    609.822   91.121.542
1969  AVA   2.923.475  NAVAS ROBAYO HECTOR                4.801.891  -     18.560.123    100.823   19.141.931
1970  AVA   3.766.476  NAVARRO VILORIA RODRIGO ANTONIO    9.911.337  -     40.300.859    210.128   41.623.842
1971  AVA     810.334  NIEBLES HERRERA EBERTO            22.529.996  -     72.449.932    481.944   74.268.701
1972  AVA   3.765.818  NIEBLES JIMENEZ JOSE GABRIEL      34.992.356  -    114.984.324    743.141  117.969.329
1973  AVA     869.697  NIEBLES OYOLA LUIS BARTOLO         1.960.602  -      5.257.251     50.023    5.335.505
1974  AVA     810.411  NIEBLES SOLANO JOSE MARIA         10.611.048  -     32.088.032    234.358   32.800.475
1975  AVA     868.390  NIETO BOVEA ARMANDO                8.335.342  -     26.247.170    179.906   26.882.126
1976  AVA     801.171  NIETO CASTANEDA CARLOS JULIO       7.579.230  -     25.459.220    160.035   26.141.223
1977  AVA   2.899.449  NIETO MORENO PEDRO ANTONIO         9.513.293  -     37.698.595    200.537   38.908.415
1978  AVA     810.532  NI|O ARENAS ALFREDO J             34.069.212  -     95.871.204    808.008   97.604.534
1979  AVA     814.211  NU|EZ CANTILLO ERNESTO ENRIQUE    12.712.208  -     40.029.488    274.375   40.997.984
1980  AVA   2.435.957  NU|EZ GARCIA LUIS ANGEL            4.443.057  -     12.942.382    101.261   13.200.063
1981  AVA     829.710  NU|EZ GUTIERREZ LUIS ALBERTO      11.335.484  -     40.281.260    234.524   41.473.989
1982  AVA   3.703.423  NU|EZ SUAREZ CLODOMIRO EDUARDO    11.066.648  -     37.173.726    233.672   38.169.599
1983  AVA     516.817  OCAMPO OCAMPO JOSE BERNARDO        6.856.115  -     22.529.085    145.605   23.113.950
1984  AVA   2.733.038  OBONAGA MADRID CAROL ALBERTO      10.524.175  -     36.151.731    221.251   37.149.152
1985  AVA   3.309.571  OCHOA CARDONA HUMBERTO             7.799.933  -     23.139.571    174.794   23.627.672
1986  AVA     802.826  OJEDA MAURY PEDRO MANUEL          36.888.460  -    129.614.332    773.081  133.290.269
1987  AVA     827.709  OJEDA PRENTT SIMON                15.105.302  -     50.739.878    318.948   52.099.172
1988  AVA      64.713  OLMOS CHAVES VICTOR MANUEL        63.358.568  -    195.456.696  1.382.071  199.997.086
1989  AVA     243.658  ORGANISTA SANCHEZ JOSE GUILLERMO  12.582.880  -     44.713.952    260.332   46.037.958
1990  AVA   2.401.547  OREJUELA OCTAVIO                  22.762.556  -     74.797.396    483.414   76.739.169
1991  AVA   3.701.681  OROZCO ARAUJO VICTOR               8.348.244  -     21.742.470    225.885   22.018.458
1992  AVA     805.921  OROZCO BLANCO NESTOR LITARION     12.261.702  -     43.572.630    253.687   44.862.836
1993  AVA     813.247  OROZCO CEBALLOS ESTEBAN              657.644  -      1.790.961     16.343    1.819.535
1994  AVA   6.088.953  OROZCO CAMPO HUGO ANTONIO          4.225.952  -     18.139.603     91.108   18.760.201
1995  AVA     880.197  OROZCO DUE|AS MIGUEL               5.404.232  -     15.742.233    123.167   16.055.659
1996  AVA     820.166  OROZCO DOMINGUEZ MIGUEL            2.771.777  -      8.222.858     62.115    8.396.357
1997  AVA     867.791  OROZCO GARCIA JOSE RAFAEL            672.958  -      1.862.429     16.322    1.894.155
1998  AVA     809.626  OROZCO MARTINEZ JOSE FELIX        23.168.214  -     76.130.386    492.029   78.106.753
1999  AVA   3.767.897  OROZCO NIEBLES BLAS               11.163.658  -     31.961.814    259.409   32.572.791
2000  AVA   3.699.592  OROZCO PAREJO MARCIAL SEGUNDO      5.108.731  -     20.244.515    107.690   20.894.135
2001  AVA     810.523  OROZCO SOTO BENIGNO               12.975.369  -     37.796.545    295.721   38.549.251
2002  AVA   8.222.967  ORREGO CANO JOSE IGNACIO          17.880.758  -     56.304.746    385.930   57.666.887
2003  AVA     880.413  ORTEGA NIETO DOMINGO              10.231.173  -     32.900.483    218.857   33.726.376
2004  AVA  17.061.904  ORTEGA ROMERO ENRIQUE              4.003.084  -     17.182.957     86.303   17.770.796
2005  AVA     817.944  ORTIZ ALMANZA SEBASTIAN            9.956.938  -     35.382.526    206.003   36.430.243
2006  AVA   1.914.379  ORTIZ PE|ALOZA CANDIDO ROZO        6.173.618  -     18.314.885    138.349   18.701.241
2007  AVA      35.978  ORTIZ VEGA CARLOS ALONSO          55.632.296  -    175.180.616  1.200.743  179.418.827
2008  AVA   5.387.307  OSORIO ARIAS EDUARDO               7.232.557  -     27.955.059    151.858   28.831.273
2009  AVA  17.004.719  OSORIO BERRIO LUIS EDUARDO        39.704.952  -    130.469.848    843.223  133.856.762
2010  AVA  20.241.175  OSORIO PINILLA NELLY               4.191.621  -     34.834.729    202.813   35.866.111
2011  AVA     810.908  OSORIO SOTO JOSE MANUEL            4.081.718  -     11.686.054     94.846   11.909.375
2012  AVA  17.096.663  OSPINA HERNANDEZ GABRIEL          25.490.342  -    115.908.578    100.240   21.382.876
2013  AVA     124.021  OSPINA MARSIGLIA RAFAEL           22.906.936  -     78.687.916    481.576   80.859.022
2014  AVA   6.054.808  OSPINA RODRIGUEZ LUIS ARTURO       4.266.680  -     12.215.604     99.144   12.449.055
2015  AVA   3.687.656  OSSA OSSA JOSE BERNARDO           12.353.323  -     35.984.557    281.544   36.701.181
2016  AVA     144.988  OTERO RAMIREZ CARLOS ALVARO       23.228.500  -     82.543.744    480.583   84.987.866
2017  AVA  20.119.209  PABON CARRILLO MARY                4.712.039  -     32.273.067    252.505   32.915.750
2018  AVA   8.235.052  PABON HERNANDEZ JAIRO DE JESUS     7.167.646  -     30.766.616    154.528   31.819.120
2019  AVA     867.724  PACHECO BARRAZA HUMBERTO RAFAEL   13.097.640  -     41.243.176    282.694   42.241.034
2020  AVA   3.686.635  PACHECO MORALES JESUS MARIA        2.587.063  -      9.533.123     54.160    9.812.792
2021  AVA   2.055.277  PACHECO HERNANDO                  10.673.761  -     32.927.795    232.832   33.692.715
2022  AVA     868.158  PACHECO NIEBLES NICOMEDES          4.162.048  -     11.518.574    100.945   11.714.584
2023  AVA   3.675.422  PACHECO SANCIVIER JOSE RAFAEL      9.512.355  -     35.888.207    199.275   36.986.155
2024  AVA  20.521.300  PACHON DE SUAREZ MARIA LEONOR      2.300.276  -     22.013.500    114.778   22.736.150
2025  AVA   3.690.260  PADILLA BARRERA FELIX             42.040.516  -    158.610.420    880.709  163.462.744
2026  AVA     866.824  PADILLA OTERO ISMAEL ENRIQUE      13.606.401  -     43.754.239    291.057   44.852.567
2027  AVA     838.761  PADILLA PEREZ EDMUNDO ANTONIO      9.254.638  -     35.770.746    194.314   36.891.832
2028  AVA   3.702.514  PAEZ ESCORCIA EDGARDO              7.966.359  -     32.392.311    168.893   33.455.681
2029  AVA  17.002.730  PAJARO VASQUEZ FRANCISCO           1.186.685  -      4.372.839     24.843    4.501.094
2030  AVA     810.938  PALACIO LLINAS JULIO ANTONIO      14.140.236  -     42.760.372    312.304   43.709.710
2031  AVA     804.061  PALMA MORIONES ADOLFO ISIDRO       5.094.461  -     14.335.877    120.824   14.595.116
2032  AVA     149.782  PALOMA RAFAEL LEOPOLDO            11.336.559  -     38.942.363    238.330   40.016.802
2033  AVA   2.924.180  PARADA FORERO GUILLERMO            1.429.186  -      5.524.047     30.008    5.697.223
2034  AVA   2.917.138  PARDO ALFEREZ ANTONIO MISAEL       4.341.280  -     16.378.777     90.946   16.879.904
2035  AVA   1.426.243  PAREDES RODRIGUEZ HERALDO          5.645.232  -     21.819.779    118.530   22.503.726

2036  AVA   3.708.109  PAREJO GONZALEZ OSVALDO A           699705  400  1   Union libre  77   0   14/05/1927  04/11/1957
2037  AVA   2.883.341  PARIS NIETO JORGE ERNESTO           700066  400  1   Casado(a)    68   0   15/12/1935  02/01/1956
2038  AVA   2.851.595  PARRA CASTELBLANCO JUAN GREGORIO    700604  400  1   Casado(a)    67   0   07/07/1936  08/08/1960
2039  AVA   2.903.169  PARRA HERRERA JOSE JOAQUIN          701411  400  1   Casado(a)    64   0   13/12/1939  17/09/1962
2040  AVA  20.467.463  PARRA PINZON MARIA INES             701680  400  2   Casado(a)    66   0   10/11/1937  16/03/1960
2041  AVA     812.905  PASCO ORTEGA ARMANDO                702763  400  1   Casado(a)    71   0   09/02/1933  10/03/1954
2042  AVA     121.994  PATAQUIVA MU|OZ HECTOR GUILLERMO    702940  400  1   Casado(a)    71   0   19/11/1932  18/01/1955
2043  AVA     805.174  PATERNINA PAREDES MANUEL FRANCISCO  703485  400  1   Casado(a)    73   0   08/10/1930  02/11/1955
2044  AVA   2.552.148  PAZ ATOE HIPOLITO                   704922  400  1   Casado(a)    69   0   13/08/1934  16/10/1957
2045  AVA     810.106  PAZ SALAMANDRA CAMILO               705644  400  1   Casado(a)    76   0   06/05/1928  31/10/1983
2046  AVA  17.028.697  PEDRAZA FORIGUA MOISES              705821  400  1   Casado(a)    63   0   20/12/1940  29/07/1958
2047  AVA      81.983  PEDRAZA SAUL                        706366  400  1   Casado(a)    74   0   25/12/1929  17/11/1955
2048  AVA   2.452.509  PELAEZ NU|EZ LUIS EDUARDO           707081  400  1   Casado(a)    79   0   21/12/1924  01/04/1953
2049  AVA     822.726  PELUFFO TORRES CESAR AUGUSTO        707626  400  1   Casado(a)    70   0   14/12/1933  04/11/1958
2050  AVA   2.920.903  PENAGOS MORA JOSE AGUSTIN           708190  400  1   Casado(a)    66   0   24/03/1938  27/01/1964
2051  AVA     860.873  PE|A ESCORCIA GUILLERMO             709424  400  1   Casado(a)    82   0   04/01/1922  06/05/1957
2052  AVA   2.897.326  PENA MOLINA LUIS ANTONIO            709601  400  1   Casado(a)    71   0   01/11/1932  02/08/1954
2053  AVA      77.033  PE|A ORTIZ SALVADOR                 709962  400  1   Casado(a)    89   0   09/12/1914  24/04/1950
2054  AVA   3.754.569  PENA RIVERA MODESTO RAFAEL          710500  400  1   Union libre  68   0   18/04/1936  26/02/1960
2055  AVA     871.284  PE|A SUAREZ PEDRO MANUEL            710861  400  1   Casado(a)    67   0   20/11/1936  01/10/1956
2056  AVA     848.649  PERALTA RODRIGUEZ FRANCISCO         712482  400  1   Casado(a)    68   0   18/01/1936  02/05/1957
2057  AVA     156.869  PERDOMO DIAZ LUIS ALVARO            713215  400  1   Casado(a)    70   0   15/03/1934  25/01/1960
2058  AVA   7.415.161  PEREZ ACUNA MANUEL ANTONIO          715002  400  1   Casado(a)    63   0   12/01/1941  01/02/1960
2059  AVA   7.397.434  PEREZ AHUMADA TOMAS ANTONIO         715186  400  1   Casado(a)    74   0   29/12/1929  04/09/1952
2060  AVA  20.243.372  JUNCA DE PEREZ ANA MERCEDES         715363  400  2   Casado(a)    63   0   24/09/1940  17/09/1960
2061  AVA     866.031  PEREZ CAMARGO ALFONSO               715901  400  1   Casado(a)    81   0   23/02/1923  02/11/1955
2062  AVA     819.412  PEREZ CASTRO JUAN                   716262  400  1   Casado(a)    84   0   27/12/1919  23/07/1956
2063  AVA   2.407.783  PEREZ CARLOS ARTURO                 716623  400  1   Casado(a)    69   0   30/08/1934  01/04/1955
2064  AVA     800.166  PEREZ MESINO HERNAN PASTOR          718782  400  1   Casado(a)    74   0   27/05/1930  16/04/1953
2065  AVA   1.437.866  PEREZ MACIAS LUIS ROGELIO           719143  400  1   Casado(a)    67   0   21/12/1936  21/11/1960
2066  AVA     128.679  PEREZ PIEDRAHITA JORGE ALFONSO      720764  400  1   Casado(a)    73   0   16/09/1930  05/11/1958
2067  AVA     819.932  PEREZ VARGAS ALVARO                 723645  400  1   Union libre  69   0   16/07/1934  16/05/1960
2068  AVA   3.678.285  PEREZ VILLA HIPOLITO ALBERTO        723822  400  1   Casado(a)    66   0   30/01/1938  05/05/1958
2069  AVA     848.717  PERTUZ BARRERA HUMBERTO JUAN        724905  400  1   Casado(a)    77   0   08/03/1927  22/11/1957
2070  AVA   2.865.246  PICO ABRAHAM                        725620  400  1   Casado(a)    73   0   02/11/1930  03/12/1957
2071  AVA     142.488  PICO AMBROSIO                       725804  400  1   Casado(a)    84   0   08/12/1919  23/01/1956
2072  AVA   3.706.625  PIMIENTA MARTINEZ VICTORIANO JOSE   727064  400  1   Casado(a)    73   0   09/09/1930  16/10/1957
2073  AVA   3.692.645  PIMIENTA TORRES ABEL ENRIQUE        727241  400  1   Casado(a)    75   0   15/06/1929  01/03/1952
2074  AVA     830.306  PINEDO PATI|O ALEJANDRO LUIS        728140  400  1   Casado(a)    68   0   28/07/1935  15/04/1959
2075  AVA     123.237  PINTO LUIS ANGEL                    730306  400  1   Casado(a)    72   0   05/03/1932  24/03/1955
2076  AVA  20.335.198  PINTO PINZON TERESA AURORA          730660  400  2   Soltero(a)   60   0   03/10/1943  11/02/1969
2077  AVA     835.908  PINZON FONTALVO CLIMACO             731743  400  1   Casado(a)    69   0   30/03/1935  16/09/1959
2078  AVA   3.694.314  PION CAMARGO AUGUSTO CESAR          733725  400  1   Casado(a)    75   0   09/11/1928  14/03/1949
2079  AVA     850.738  PIZARRO PIZARRO JOSE LEON           734440  400  1   Casado(a)    81   0   26/02/1923  06/05/1957
2080  AVA     835.303  POLO FLOREZ MARCO AURELIO           736960  400  1   Casado(a)    68   0   24/09/1935  02/11/1960
2081  AVA   3.700.254  POLO GONZALEZ JULIO ALBERTO         737144  400  1   Casado(a)    64   0   12/09/1939  04/04/1960
2082  AVA     801.551  PONCE ACOSTA WILFRAN                739480  400  1   Casado(a)    73   0   21/06/1931  01/09/1955
2083  AVA     172.196  PORRAS HERNANDEZ PRUDENCIO          740025  400  1   Casado(a)    69   0   06/03/1935  22/05/1961
2084  AVA      77.466  POSADA RODRIGUEZ JORGE ARTURO       742361  400  1   Casado(a)    77   0   16/07/1926  20/11/1951
2085  AVA   6.094.779  POTES GARZON LUIS ALBERTO           743131  400  1   Casado(a)    61   0   27/06/1943  05/08/1963
2086  AVA   3.703.194  POSSO RAMOS LUIS MANUEL             743621  400  1   Casado(a)    66   0   04/04/1938  16/08/1955
2087  AVA   2.878.622  PRADA BOTACHE JOSE HERNANDO         744166  400  1   Casado(a)    70   0   16/07/1933  09/03/1955
2088  AVA   3.042.151  PRADA GOMEZ JESUS                   744203  400  1   Casado(a)    63   0   08/04/1941  01/02/1965
2089  AVA   5.547.491  PRIETO REMOLINA ROQUE               747040  400  1   Casado(a)    77   0   01/09/1926  07/03/1951
2090  AVA  20.065.620  PRIETO SANCHEZ AURORA               747224  400  1   Soltero(a)   67   0   02/08/1936  01/09/1954
2091  AVA   6.044.966  PRIMERO VALENCIA JOSE RUBEN         747401  400  1   Casado(a)    82   0   26/08/1921  24/01/1955
2092  AVA   7.417.447  PUENTE DE LA ROSA ALVARO ENRIQUE    748484  400  1   Casado(a)    63   0   12/01/1941  01/02/1960
2093  AVA   2.859.776  PUENTES CARMEN JULIO                748871  400  1   Casado(a)    63   0   03/01/1941  26/07/1965
2094  AVA   2.938.107  PUENTES NINO PEDRO ANTONIO          749022  400  1   Casado(a)    64   0   28/09/1939  29/04/1960
2095  AVA   8.215.103  PUERTA RUIZ GABRIEL ANTONIO         749383  400  1   Soltero(a)   64   0   15/02/1940  22/06/1960
2096  AVA   2.920.461  QUIMBAY CORTES MARCO ABRAHAM        752124  400  1   Casado(a)    65   0   19/04/1939  01/07/1965
2097  AVA      68.805  QUINTANA DIAZ BARONIO               752710  400  1   Casado(a)    74   0   02/06/1930  07/11/1957
2098  AVA   5.554.811  QUINTERO MANUEL                     754180  400  1   Casado(a)    61   0   12/10/1942  06/07/1962
2099  AVA     118.121  QUINTERO HECTOR                     754246  400  1   Casado(a)    72   0   15/06/1932  09/04/1954
2100  AVA   2.413.075  QUINTERO RENGIFO JAIME              755263  400  1   Casado(a)    69   0   19/01/1935  16/03/1956
2101  AVA   3.698.731  QUINTERO SIERRA ANTONIO JOSE        755436  400  1   Casado(a)    68   0   10/11/1935  03/01/1955
2102  AVA     160.078  QUINONES LUIS ALFONSO               755941  400  1   Casado(a)    69   0   19/09/1934  28/07/1959
2103  AVA   2.450.250  QUI|ONEZ SEGUNDO NICOLAS            756173  400  1   Casado(a)    76   0   25/12/1927  01/03/1955
2104  AVA  17.037.225  QUIROGA CASTRO JOSE IGNACIO         756280  400  1   Casado(a)    64   0   16/05/1940  04/06/1962
2105  AVA  22.299.626  RADA CANTILLO EDITH                 759511  400  2   Soltero(a)   73   0   29/10/1930  01/09/1952
2106  AVA     841.843  RADA PALMA ANTONIO SOFANOR          759684  400  1   Casado(a)    80   0   03/08/1923  18/11/1958
2107  AVA     867.736  RAMBAO OYOLA ROBERTO                760701  400  1   Casado(a)    77   0   26/11/1926  02/05/1950
2108  AVA   2.028.292  RAMIREZ CARDOZO JORGE RAMON         762484  400  1   Casado(a)    84   0   15/11/1919  04/11/1957
2109  AVA   1.201.175  RAMIREZ DUQUE ALFONSO               762742  400  1   Casado(a)    78   0   19/04/1926  17/07/1952
2110  AVA   3.708.993  RAMIREZ FERNANDEZ JORGE HUMBERTO    763420  400  1   Casado(a)    73   0   23/06/1931  02/05/1952
2111  AVA     769.696  RAMIREZ GOMEZ FABIO                 764105  400  1   Casado(a)    66   0   29/12/1937  09/06/1959
2112  AVA      60.120  RAMIREZ MARTINEZ ISAURO             766146  400  1   Casado(a)    80   0   30/12/1923  23/09/1948
2113  AVA   3.709.008  RAMIREZ OSORIO FLAVIO               767336  400  1   Casado(a)    64   0   26/10/1939  01/10/1958
2114  AVA   6.488.009  RAMIREZ PALACIO JESUS ANTONIO       767675  400  1   Casado(a)    68   0   30/11/1935  01/06/1956
2115  AVA   1.197.239  RAMIREZ TRUJILLO LUIS RAMIRO        769882  400  1   Casado(a)    74   0   28/12/1929  16/01/1956
2116  AVA   7.408.801  RAMOS ESMERAL PEDRO DE JESUS        771584  400  1   Casado(a)    70   0   21/10/1933  19/05/1958
2117  AVA     815.659  REALES GONZALEZ LUIS ALBERTO        775154  400  1   Casado(a)    77   0   20/06/1927  25/02/1952
2118  AVA  29.007.326  REBOLLEDO MARIA CECILIA             775666  400  2   Casado(a)    69   0   10/10/1934  16/03/1955
2119  AVA   3.696.234  RENNEMBERG MOLINA JUAN ENRIQUE      778002  400  1   Casado(a)    65   0   10/05/1939  17/12/1962
2120  AVA   2.446.755  REYES BOCANEGRA PARMENIO            783484  400  1   Casado(a)    68   0   21/07/1935  01/10/1956

2036  AVA   3.708.109  PAREJO GONZALEZ OSVALDO A           JUBILACION COMPARTIDA     375.994    36.693.024   18.128.776   -
2037  AVA   2.883.341  PARIS NIETO JORGE ERNESTO           JUBILACION COMPARTIDA      79.249    10.823.419    4.031.187   -
2038  AVA   2.851.595  PARRA CASTELBLANCO JUAN GREGORIO    JUBILACION COMPARTIDA     104.706    14.758.243    5.322.507   -
2039  AVA   2.903.169  PARRA HERRERA JOSE JOAQUIN          JUBILACION COMPARTIDA      65.834    10.139.081    3.306.793   -
2040  AVA  20.467.463  PARRA PINZON MARIA INES             JUBILACION COMPARTIDA     252.514    38.354.664    5.583.106   -
2041  AVA     812.905  PASCO ORTEGA ARMANDO                JUBILACION COMPARTIDA      19.554     2.411.939      990.483   -
2042  AVA     121.994  PATAQUIVA MU|OZ HECTOR GUILLERMO    JUBILACION COMPARTIDA      55.668     6.866.513    2.819.792   -
2043  AVA     805.174  PATERNINA PAREDES MANUEL FRANCISCO  JUBILACION COMPARTIDA     310.784    35.624.024   15.583.670   -
2044  AVA   2.552.148  PAZ ATOE HIPOLITO                   JUBILACION COMPARTIDA     249.920    32.847.912   12.863.602   -
2045  AVA     810.106  PAZ SALAMANDRA CAMILO               JUBILACION COMPARTIDA     258.649    26.326.064   12.626.839   -
2046  AVA  17.028.697  PEDRAZA FORIGUA MOISES              JUBILACION COMPARTIDA      83.719    13.255.266    4.173.708   -
2047  AVA      81.983  PEDRAZA SAUL                        JUBILACION COMPARTIDA     262.899    28.998.482   13.087.671   -
2048  AVA   2.452.509  PELAEZ NU|EZ LUIS EDUARDO           JUBILACION COMPARTIDA     163.061    14.574.703    7.618.985   -
2049  AVA     822.726  PELUFFO TORRES CESAR AUGUSTO        JUBILACION COMPARTIDA     214.841    27.441.118   10.916.701   -
2050  AVA   2.920.903  PENAGOS MORA JOSE AGUSTIN           JUBILACION COMPARTIDA      37.305     5.421.015    1.892.040   -
2051  AVA     860.873  PE|A ESCORCIA GUILLERMO             JUBILACION COMPARTIDA      47.038     3.650.441    2.065.283   -
2052  AVA   2.897.326  PENA MOLINA LUIS ANTONIO            JUBILACION COMPARTIDA     185.990    22.941.416    9.421.088   -
2053  AVA      77.033  PE|A ORTIZ SALVADOR                 JUBILACION COMPARTIDA     209.036    11.160.196    7.418.375   -
2054  AVA   3.754.569  PENA RIVERA MODESTO RAFAEL          JUBILACION COMPARTIDA      70.811     9.671.001    3.601.968   -
2055  AVA     871.284  PE|A SUAREZ PEDRO MANUEL            JUBILACION COMPARTIDA      84.823    11.955.747    4.311.797   -
2056  AVA     848.649  PERALTA RODRIGUEZ FRANCISCO         JUBILACION COMPARTIDA     125.922    17.197.776    6.405.318   -
2057  AVA     156.869  PERDOMO DIAZ LUIS ALVARO            JUBILACION COMPARTIDA     817.565   104.425.592   41.542.876   -
2058  AVA   7.415.161  PEREZ ACUNA MANUEL ANTONIO          JUBILACION COMPARTIDA     125.577    19.882.662    6.260.487   -
2059  AVA   7.397.434  PEREZ AHUMADA TOMAS ANTONIO         JUBILACION COMPARTIDA     808.328    89.160.800   40.240.284   -
2060  AVA  20.243.372  JUNCA DE PEREZ ANA MERCEDES         JUBILACION COMPARTIDA      65.876    10.895.881    1.452.061   -
2061  AVA     866.031  PEREZ CAMARGO ALFONSO               JUBILACION COMPARTIDA      60.320     4.913.117    2.708.425   -
2062  AVA     819.412  PEREZ CASTRO JUAN                   JUBILACION COMPARTIDA      61.720     4.331.527    2.576.071   -
2063  AVA   2.407.783  PEREZ CARLOS ARTURO                 JUBILACION COMPARTIDA     312.927    41.129.156   16.106.628   -
2064  AVA     800.166  PEREZ MESINO HERNAN PASTOR          JUBILACION COMPARTIDA     337.222    37.196.512   16.787.628   -
2065  AVA   1.437.866  PEREZ MACIAS LUIS ROGELIO           JUBILACION COMPARTIDA     155.588    21.930.028    7.908.985   -
2066  AVA     128.679  PEREZ PIEDRAHITA JORGE ALFONSO      JUBILACION COMPARTIDA      35.343     4.051.238    1.772.207   -
2067  AVA     819.932  PEREZ VARGAS ALVARO                 JUBILACION COMPARTIDA     322.484    42.385.268   16.598.535   -
2068  AVA   3.678.285  PEREZ VILLA HIPOLITO ALBERTO        JUBILACION COMPARTIDA     211.314    30.707.312   10.717.450   -
2069  AVA     848.717  PERTUZ BARRERA HUMBERTO JUAN        JUBILACION COMPARTIDA      20.225     1.973.745      975.160   -
2070  AVA   2.865.246  PICO ABRAHAM                        JUBILACION COMPARTIDA     291.855    33.454.262   14.634.510   -
2071  AVA     142.488  PICO AMBROSIO                       JUBILACION COMPARTIDA     179.353    12.587.044    7.485.839   -
2072  AVA   3.706.625  PIMIENTA MARTINEZ VICTORIANO JOSE   JUBILACION COMPARTIDA     195.628    22.424.116    9.809.392   -
2073  AVA   3.692.645  PIMIENTA TORRES ABEL ENRIQUE        JUBILACION COMPARTIDA     198.577    21.053.834    9.797.488   -
2074  AVA     830.306  PINEDO PATI|O ALEJANDRO LUIS        JUBILACION COMPARTIDA     168.801    23.053.968    8.586.459   -
2075  AVA     123.237  PINTO LUIS ANGEL                    JUBILACION COMPARTIDA     494.965    58.889.080   24.962.760   -
2076  AVA  20.335.198  PINTO PINZON TERESA AURORA          JUBILACION COMPARTIDA      44.879     8.017.467      966.818   -
2077  AVA     835.908  PINZON FONTALVO CLIMACO             JUBILACION COMPARTIDA     270.285    35.524.560   13.911.806   -
2078  AVA   3.694.314  PION CAMARGO AUGUSTO CESAR          JUBILACION COMPARTIDA     478.073    50.686.988   23.587.394   -
2079  AVA     850.738  PIZARRO PIZARRO JOSE LEON           JUBILACION COMPARTIDA      50.298     4.096.816    2.258.428   -
2080  AVA     835.303  POLO FLOREZ MARCO AURELIO           JUBILACION COMPARTIDA      87.385    11.934.592    4.445.043   -
2081  AVA   3.700.254  POLO GONZALEZ JULIO ALBERTO         JUBILACION COMPARTIDA     194.189    29.907.008    9.753.968   -
2082  AVA     801.551  PONCE ACOSTA WILFRAN                JUBILACION COMPARTIDA     103.807    11.899.014    5.205.204   -
2083  AVA     172.196  PORRAS HERNANDEZ PRUDENCIO          JUBILACION COMPARTIDA     380.484    50.008.424   19.583.844   -
2084  AVA      77.466  POSADA RODRIGUEZ JORGE ARTURO       JUBILACION COMPARTIDA     215.774    21.057.252   10.403.673   -
2085  AVA   6.094.779  POTES GARZON LUIS ALBERTO           JUBILACION COMPARTIDA     698.141   116.517.592   34.109.488   -
2086  AVA   3.703.194  POSSO RAMOS LUIS MANUEL             JUBILACION COMPARTIDA     294.632    42.814.752   14.943.184   -
2087  AVA   2.878.622  PRADA BOTACHE JOSE HERNANDO         JUBILACION COMPARTIDA     227.461    29.053.040   11.557.961   -
2088  AVA   3.042.151  PRADA GOMEZ JESUS                   JUBILACION COMPARTIDA     117.821    18.654.652    5.873.821   -
2089  AVA   5.547.491  PRIETO REMOLINA ROQUE               JUBILACION COMPARTIDA     295.816    28.868.502   14.262.945   -
2090  AVA  20.065.620  PRIETO SANCHEZ AURORA               JUBILACION COMPARTIDA      82.664    11.651.437    4.202.049   -
2091  AVA   6.044.966  PRIMERO VALENCIA JOSE RUBEN         JUBILACION COMPARTIDA      51.305     3.981.587    2.252.633   -
2092  AVA   7.417.447  PUENTE DE LA ROSA ALVARO ENRIQUE    JUBILACION COMPARTIDA     153.000    24.224.558    7.627.627   -
2093  AVA   2.859.776  PUENTES CARMEN JULIO                JUBILACION COMPARTIDA      80.848    12.800.700    4.030.578   -
2094  AVA   2.938.107  PUENTES NINO PEDRO ANTONIO          JUBILACION COMPARTIDA     316.023    48.670.640   15.873.599   -
2095  AVA   8.215.103  PUERTA RUIZ GABRIEL ANTONIO         JUBILACION COMPARTIDA     165.692    25.518.190    8.322.586   -
2096  AVA   2.920.461  QUIMBAY CORTES MARCO ABRAHAM        JUBILACION COMPARTIDA      99.122    14.835.693    5.007.443   -
2097  AVA      68.805  QUINTANA DIAZ BARONIO               JUBILACION COMPARTIDA     188.760    20.820.746    9.396.874   -
2098  AVA   5.554.811  QUINTERO MANUEL                     JUBILACION COMPARTIDA       4.002       667.922      195.528   -
2099  AVA     118.121  QUINTERO HECTOR                     JUBILACION COMPARTIDA     609.101    72.468.552   30.719.024   -
2100  AVA   2.413.075  QUINTERO RENGIFO JAIME              JUBILACION COMPARTIDA     497.290    65.360.672   25.595.954   -
2101  AVA   3.698.731  QUINTERO SIERRA ANTONIO JOSE        JUBILACION COMPARTIDA     118.607    16.198.731    6.033.224   -
2102  AVA     160.078  QUINONES LUIS ALFONSO               JUBILACION COMPARTIDA     296.497    38.969.700   15.260.961   -
2103  AVA   2.450.250  QUI|ONEZ SEGUNDO NICOLAS            JUBILACION COMPARTIDA     370.104    37.670.288   18.067.900   -
2104  AVA  17.037.225  QUIROGA CASTRO JOSE IGNACIO         JUBILACION COMPARTIDA      93.096    14.337.695    4.676.143   -
2105  AVA  22.299.626  RADA CANTILLO EDITH                 JUBILACION COMPARTIDA      97.748    11.800.690    1.979.211   -
2106  AVA     841.843  RADA PALMA ANTONIO SOFANOR          JUBILACION COMPARTIDA      82.197     7.017.870    3.766.925   -
2107  AVA     867.736  RAMBAO OYOLA ROBERTO                JUBILACION COMPARTIDA      85.549     8.348.674    4.124.796   -
2108  AVA   2.028.292  RAMIREZ CARDOZO JORGE RAMON         JUBILACION COMPARTIDA      94.073     6.602.070    3.926.421   -
2109  AVA   1.201.175  RAMIREZ DUQUE ALFONSO               JUBILACION COMPARTIDA       8.565       800.434      407.006   -
2110  AVA   3.708.993  RAMIREZ FERNANDEZ JORGE HUMBERTO    JUBILACION COMPARTIDA     368.472    42.236.588   18.476.324   -
2111  AVA     769.696  RAMIREZ GOMEZ FABIO                 JUBILACION COMPARTIDA     251.500    36.546.980   12.755.609   -
2112  AVA      60.120  RAMIREZ MARTINEZ ISAURO             JUBILACION COMPARTIDA     887.116    75.740.776   40.654.764   -
2113  AVA   3.709.008  RAMIREZ OSORIO FLAVIO               JUBILACION COMPARTIDA     136.486    21.020.180    6.855.590   -
2114  AVA   6.488.009  RAMIREZ PALACIO JESUS ANTONIO       JUBILACION COMPARTIDA     137.528    18.782.864    6.995.685   -
2115  AVA   1.197.239  RAMIREZ TRUJILLO LUIS RAMIRO        JUBILACION COMPARTIDA   4.018.970   443.303.456  200.072.880   -
2116  AVA   7.408.801  RAMOS ESMERAL PEDRO DE JESUS        JUBILACION COMPARTIDA     269.724    34.451.192   13.705.466   -
2117  AVA     815.659  REALES GONZALEZ LUIS ALBERTO        JUBILACION COMPARTIDA     415.315    40.530.332   20.024.660   -
2118  AVA  29.007.326  REBOLLEDO MARIA CECILIA             JUBILACION COMPARTIDA      70.421     9.753.093    1.520.244   -
2119  AVA   3.696.234  RENNEMBERG MOLINA JUAN ENRIQUE      JUBILACION COMPARTIDA     115.910    17.348.372    5.855.539   -
2120  AVA   2.446.755  REYES BOCANEGRA PARMENIO            JUBILACION COMPARTIDA     161.632    22.074.862    8.221.792   -

2036  AVA   3.708.109  PAREJO GONZALEZ OSVALDO A            54.821.800            -            -  -             -   36.693.024
2037  AVA   2.883.341  PARIS NIETO JORGE ERNESTO            14.854.606            -            -  -             -   10.823.419
2038  AVA   2.851.595  PARRA CASTELBLANCO JUAN GREGORIO     20.080.750            -            -  -             -   14.758.243
2039  AVA   2.903.169  PARRA HERRERA JOSE JOAQUIN           13.445.874            -            -  -             -   10.139.081
2040  AVA  20.467.463  PARRA PINZON MARIA INES              43.937.770            -            -  -             -   38.354.664
2041  AVA     812.905  PASCO ORTEGA ARMANDO                  3.402.422            -            -  -             -    2.411.939
2042  AVA     121.994  PATAQUIVA MU|OZ HECTOR GUILLERMO      9.686.305            -            -  -             -    6.866.513
2043  AVA     805.174  PATERNINA PAREDES MANUEL FRANCISCO   51.207.694            -            -  -             -   35.624.024
2044  AVA   2.552.148  PAZ ATOE HIPOLITO                    45.711.514            -            -  -             -   32.847.912
2045  AVA     810.106  PAZ SALAMANDRA CAMILO                38.952.903            -            -  -             -   26.326.064
2046  AVA  17.028.697  PEDRAZA FORIGUA MOISES               17.428.974            -            -  -             -   13.255.266
2047  AVA      81.983  PEDRAZA SAUL                         42.086.153            -            -  -             -   28.998.482
2048  AVA   2.452.509  PELAEZ NU|EZ LUIS EDUARDO            22.193.688            -            -  -             -   14.574.703
2049  AVA     822.726  PELUFFO TORRES CESAR AUGUSTO         38.357.819            -            -  -             -   27.441.118
2050  AVA   2.920.903  PENAGOS MORA JOSE AGUSTIN             7.313.055            -            -  -             -    5.421.015
2051  AVA     860.873  PE|A ESCORCIA GUILLERMO               5.715.724            -            -  -             -    3.650.441
2052  AVA   2.897.326  PENA MOLINA LUIS ANTONIO             32.362.504            -            -  -             -   22.941.416
2053  AVA      77.033  PE|A ORTIZ SALVADOR                  18.578.571            -            -  -             -   11.160.196
2054  AVA   3.754.569  PENA RIVERA MODESTO RAFAEL           13.272.969            -            -  -             -    9.671.001
2055  AVA     871.284  PE|A SUAREZ PEDRO MANUEL             16.267.544            -            -  -             -   11.955.747
2056  AVA     848.649  PERALTA RODRIGUEZ FRANCISCO          23.603.094            -            -  -             -   17.197.776
2057  AVA     156.869  PERDOMO DIAZ LUIS ALVARO            145.968.468            -            -  -             -  104.425.592
2058  AVA   7.415.161  PEREZ ACUNA MANUEL ANTONIO           26.143.149            -            -  -             -   19.882.662
2059  AVA   7.397.434  PEREZ AHUMADA TOMAS ANTONIO         129.401.084            -            -  -             -   89.160.800
2060  AVA  20.243.372  JUNCA DE PEREZ ANA MERCEDES          12.347.942            -            -  -             -   10.895.881
2061  AVA     866.031  PEREZ CAMARGO ALFONSO                 7.621.542            -            -  -             -    4.913.117
2062  AVA     819.412  PEREZ CASTRO JUAN                     6.907.598            -            -  -             -    4.331.527
2063  AVA   2.407.783  PEREZ CARLOS ARTURO                  57.235.784            -            -  -             -   41.129.156
2064  AVA     800.166  PEREZ MESINO HERNAN PASTOR           53.984.140            -            -  -             -   37.196.512
2065  AVA   1.437.866  PEREZ MACIAS LUIS ROGELIO            29.839.013            -            -  -             -   21.930.028
2066  AVA     128.679  PEREZ PIEDRAHITA JORGE ALFONSO        5.823.445            -            -  -             -    4.051.238
2067  AVA     819.932  PEREZ VARGAS ALVARO                  58.983.803            -            -  -             -   42.385.268
2068  AVA   3.678.285  PEREZ VILLA HIPOLITO ALBERTO         41.424.762            -            -  -             -   30.707.312
2069  AVA     848.717  PERTUZ BARRERA HUMBERTO JUAN          2.948.905            -            -  -             -    1.973.745
2070  AVA   2.865.246  PICO ABRAHAM                         48.088.772            -            -  -             -   33.454.262
2071  AVA     142.488  PICO AMBROSIO                        20.072.883            -            -  -             -   12.587.044
2072  AVA   3.706.625  PIMIENTA MARTINEZ VICTORIANO JOSE    32.233.508            -            -  -             -   22.424.116
2073  AVA   3.692.645  PIMIENTA TORRES ABEL ENRIQUE         30.851.322            -            -  -             -   21.053.834
2074  AVA     830.306  PINEDO PATI|O ALEJANDRO LUIS         31.640.427            -            -  -             -   23.053.968
2075  AVA     123.237  PINTO LUIS ANGEL                     83.851.840            -            -  -             -   58.889.080
2076  AVA  20.335.198  PINTO PINZON TERESA AURORA            8.984.285            -            -  -             -    8.017.467
2077  AVA     835.908  PINZON FONTALVO CLIMACO              49.436.366            -            -  -             -   35.524.560
2078  AVA   3.694.314  PION CAMARGO AUGUSTO CESAR           74.274.382            -            -  -             -   50.686.988
2079  AVA     850.738  PIZARRO PIZARRO JOSE LEON             6.355.244            -            -  -             -    4.096.816
2080  AVA     835.303  POLO FLOREZ MARCO AURELIO            16.379.635            -            -  -             -   11.934.592
2081  AVA   3.700.254  POLO GONZALEZ JULIO ALBERTO          39.660.976            -            -  -             -   29.907.008
2082  AVA     801.551  PONCE ACOSTA WILFRAN                 17.104.218            -            -  -             -   11.899.014
2083  AVA     172.196  PORRAS HERNANDEZ PRUDENCIO           69.592.268            -            -  -             -   50.008.424
2084  AVA      77.466  POSADA RODRIGUEZ JORGE ARTURO        31.460.925            -            -  -             -   21.057.252
2085  AVA   6.094.779  POTES GARZON LUIS ALBERTO           150.627.080   93.214.076   27.287.592  -   120.501.667   23.303.516
2086  AVA   3.703.194  POSSO RAMOS LUIS MANUEL              57.757.936            -            -  -             -   42.814.752
2087  AVA   2.878.622  PRADA BOTACHE JOSE HERNANDO          40.611.001            -            -  -             -   29.053.040
2088  AVA   3.042.151  PRADA GOMEZ JESUS                    24.528.473            -            -  -             -   18.654.652
2089  AVA   5.547.491  PRIETO REMOLINA ROQUE                43.131.447            -            -  -             -   28.868.502
2090  AVA  20.065.620  PRIETO SANCHEZ AURORA                15.853.486            -            -  -             -   11.651.437
2091  AVA   6.044.966  PRIMERO VALENCIA JOSE RUBEN           6.234.220            -            -  -             -    3.981.587
2092  AVA   7.417.447  PUENTE DE LA ROSA ALVARO ENRIQUE     31.852.185            -            -  -             -   24.224.558
2093  AVA   2.859.776  PUENTES CARMEN JULIO                 16.831.278            -            -  -             -   12.800.700
2094  AVA   2.938.107  PUENTES NINO PEDRO ANTONIO           64.544.239            -            -  -             -   48.670.640
2095  AVA   8.215.103  PUERTA RUIZ GABRIEL ANTONIO          33.840.776            -            -  -             -   25.518.190
2096  AVA   2.920.461  QUIMBAY CORTES MARCO ABRAHAM         19.843.136            -            -  -             -   14.835.693
2097  AVA      68.805  QUINTANA DIAZ BARONIO                30.217.620            -            -  -             -   20.820.746
2098  AVA   5.554.811  QUINTERO MANUEL                         863.450            -            -  -             -      667.922
2099  AVA     118.121  QUINTERO HECTOR                     103.187.576            -            -  -             -   72.468.552
2100  AVA   2.413.075  QUINTERO RENGIFO JAIME               90.956.626            -            -  -             -   65.360.672
2101  AVA   3.698.731  QUINTERO SIERRA ANTONIO JOSE         22.231.955            -            -  -             -   16.198.731
2102  AVA     160.078  QUINONES LUIS ALFONSO                54.230.661            -            -  -             -   38.969.700
2103  AVA   2.450.250  QUI|ONEZ SEGUNDO NICOLAS             55.738.188            -            -  -             -   37.670.288
2104  AVA  17.037.225  QUIROGA CASTRO JOSE IGNACIO          19.013.838            -            -  -             -   14.337.695
2105  AVA  22.299.626  RADA CANTILLO EDITH                  13.779.901            -            -  -             -   11.800.690
2106  AVA     841.843  RADA PALMA ANTONIO SOFANOR           10.784.795            -            -  -             -    7.017.870
2107  AVA     867.736  RAMBAO OYOLA ROBERTO                 12.473.470            -            -  -             -    8.348.674
2108  AVA   2.028.292  RAMIREZ CARDOZO JORGE RAMON          10.528.491            -            -  -             -    6.602.070
2109  AVA   1.201.175  RAMIREZ DUQUE ALFONSO                 1.207.440            -            -  -             -      800.434
2110  AVA   3.708.993  RAMIREZ FERNANDEZ JORGE HUMBERTO     60.712.912            -            -  -             -   42.236.588
2111  AVA     769.696  RAMIREZ GOMEZ FABIO                  49.302.589            -            -  -             -   36.546.980
2112  AVA      60.120  RAMIREZ MARTINEZ ISAURO             116.395.540            -            -  -             -   75.740.776
2113  AVA   3.709.008  RAMIREZ OSORIO FLAVIO                27.875.770            -            -  -             -   21.020.180
2114  AVA   6.488.009  RAMIREZ PALACIO JESUS ANTONIO        25.778.549            -            -  -             -   18.782.864
2115  AVA   1.197.239  RAMIREZ TRUJILLO LUIS RAMIRO        643.376.336            -            -  -             -  443.303.456
2116  AVA   7.408.801  RAMOS ESMERAL PEDRO DE JESUS         48.156.658            -            -  -             -   34.451.192
2117  AVA     815.659  REALES GONZALEZ LUIS ALBERTO         60.554.992            -            -  -             -   40.530.332
2118  AVA  29.007.326  REBOLLEDO MARIA CECILIA              11.273.337            -            -  -             -    9.753.093
2119  AVA   3.696.234  RENNEMBERG MOLINA JUAN ENRIQUE       23.203.911            -            -  -             -   17.348.372
2120  AVA   2.446.755  REYES BOCANEGRA PARMENIO             30.296.654            -            -  -             -   22.074.862

2036  AVA   3.708.109  PAREJO GONZALEZ OSVALDO A            18.128.776   -    54.821.800     400.396   56.038.962
2037  AVA   2.883.341  PARIS NIETO JORGE ERNESTO             4.031.187   -    14.854.606      84.392   15.290.273
2038  AVA   2.851.595  PARRA CASTELBLANCO JUAN GREGORIO      5.322.507   -    20.080.750     111.501   20.694.986
2039  AVA   2.903.169  PARRA HERRERA JOSE JOAQUIN            3.306.793   -    13.445.874      70.107   13.887.357
2040  AVA  20.467.463  PARRA PINZON MARIA INES               5.583.106   -    43.937.770     268.902   45.149.993
2041  AVA     812.905  PASCO ORTEGA ARMANDO                    990.483   -     3.402.422      20.823    3.496.287
2042  AVA     121.994  PATAQUIVA MU|OZ HECTOR GUILLERMO      2.819.792   -     9.686.305      59.281    9.953.577
2043  AVA     805.174  PATERNINA PAREDES MANUEL FRANCISCO   15.583.670   -    51.207.694     330.954   52.537.027
2044  AVA   2.552.148  PAZ ATOE HIPOLITO                    12.863.602   -    45.711.514     266.140   47.065.065
2045  AVA     810.106  PAZ SALAMANDRA CAMILO                12.626.839   -    38.952.903     275.435   39.857.721
2046  AVA  17.028.697  PEDRAZA FORIGUA MOISES                4.173.708   -    17.428.974      89.152   18.013.312
2047  AVA      81.983  PEDRAZA SAUL                         13.087.671   -    42.086.153     279.961   43.142.648
2048  AVA   2.452.509  PELAEZ NU|EZ LUIS EDUARDO             7.618.985   -    22.193.688     173.644   22.635.681
2049  AVA     822.726  PELUFFO TORRES CESAR AUGUSTO         10.916.701   -    38.357.819     228.784   39.445.647
2050  AVA   2.920.903  PENAGOS MORA JOSE AGUSTIN             1.892.040   -     7.313.055      39.726    7.542.250
2051  AVA     860.873  PE|A ESCORCIA GUILLERMO               2.065.283   -     5.715.724      50.091    5.813.019
2052  AVA   2.897.326  PENA MOLINA LUIS ANTONIO              9.421.088   -    32.362.504     198.061   33.255.434
2053  AVA      77.033  PE|A ORTIZ SALVADOR                   7.418.375   -    18.578.571     222.602   18.752.786
2054  AVA   3.754.569  PENA RIVERA MODESTO RAFAEL            3.601.968   -    13.272.969      75.407   13.662.357
2055  AVA     871.284  PE|A SUAREZ PEDRO MANUEL              4.311.797   -    16.267.544      90.328   16.765.201
2056  AVA     848.649  PERALTA RODRIGUEZ FRANCISCO           6.405.318   -    23.603.094     134.094   24.295.358
2057  AVA     156.869  PERDOMO DIAZ LUIS ALVARO             41.542.876   -   145.968.468     870.625  150.108.263
2058  AVA   7.415.161  PEREZ ACUNA MANUEL ANTONIO            6.260.487   -    26.143.149     133.727   27.019.766
2059  AVA   7.397.434  PEREZ AHUMADA TOMAS ANTONIO          40.240.284   -   129.401.084    860.7891   32.649.608
2060  AVA  20.243.372  JUNCA DE PEREZ ANA MERCEDES           1.452.061   -    12.347.942      70.151   12.710.067
2061  AVA     866.031  PEREZ CAMARGO ALFONSO                 2.708.425   -     7.621.542      64.235    7.759.363
2062  AVA     819.412  PEREZ CASTRO JUAN                     2.576.071   -     6.907.598      65.726    7.010.403
2063  AVA   2.407.783  PEREZ CARLOS ARTURO                  16.106.628   -    57.235.784     333.236   58.930.539
2064  AVA     800.166  PEREZ MESINO HERNAN PASTOR           16.787.628   -    53.984.140     359.108   55.339.385
2065  AVA   1.437.866  PEREZ MACIAS LUIS ROGELIO             7.908.985   -    29.839.013     165.686   30.751.916
2066  AVA     128.679  PEREZ PIEDRAHITA JORGE ALFONSO        1.772.207   -     5.823.445      37.637    5.974.656
2067  AVA     819.932  PEREZ VARGAS ALVARO                  16.598.535   -    58.983.803     343.413   60.730.275
2068  AVA   3.678.285  PEREZ VILLA HIPOLITO ALBERTO         10.717.450   -    41.424.762     225.028   42.723.095
2069  AVA     848.717  PERTUZ BARRERA HUMBERTO JUAN            975.160   -     2.948.905      21.538    3.014.434
2070  AVA   2.865.246  PICO ABRAHAM                         14.634.510   -    48.088.772     310.796   49.337.061
2071  AVA     142.488  PICO AMBROSIO                         7.485.839   -    20.072.883     190.993   20.371.510
2072  AVA   3.706.625  PIMIENTA MARTINEZ VICTORIANO JOSE     9.809.392   -    32.233.508     208.324   33.070.227
2073  AVA   3.692.645  PIMIENTA TORRES ABEL ENRIQUE          9.797.488   -    30.851.322     211.465   31.597.773
2074  AVA     830.306  PINEDO PATI|O ALEJANDRO LUIS          8.586.459   -    31.640.427     179.756   32.568.470
2075  AVA     123.237  PINTO LUIS ANGEL                     24.962.760   -    83.851.840     527.088   86.098.200
2076  AVA  20.335.198  PINTO PINZON TERESA AURORA              966.818   -     8.984.285      47.792    9.272.658
2077  AVA     835.908  PINZON FONTALVO CLIMACO              13.911.806   -    49.436.366     287.827   50.900.265
2078  AVA   3.694.314  PION CAMARGO AUGUSTO CESAR           23.587.394   -    74.274.382     509.100   76.071.340
2079  AVA     850.738  PIZARRO PIZARRO JOSE LEON             2.258.428   -     6.355.244      53.562    6.470.102
2080  AVA     835.303  POLO FLOREZ MARCO AURELIO             4.445.043   -    16.379.635      93.056   16.860.030
2081  AVA   3.700.254  POLO GONZALEZ JULIO ALBERTO           9.753.968   -    39.660.976     206.792   40.963.020
2082  AVA     801.551  PONCE ACOSTA WILFRAN                  5.205.204   -    17.104.218     110.544   17.548.220
2083  AVA     172.196  PORRAS HERNANDEZ PRUDENCIO           19.583.844   -    69.592.268     405.177   71.652.825
2084  AVA      77.466  POSADA RODRIGUEZ JORGE ARTURO        10.403.673   -    31.460.925     229.778   32.159.466
2085  AVA   6.094.779  POTES GARZON LUIS ALBERTO             6.821.896   -    30.125.413      88.359   18.525.933
2086  AVA   3.703.194  POSSO RAMOS LUIS MANUEL              14.943.184   -    57.757.936     313.754   59.568.330
2087  AVA   2.878.622  PRADA BOTACHE JOSE HERNANDO          11.557.961   -    40.611.001     242.223   41.762.725
2088  AVA   3.042.151  PRADA GOMEZ JESUS                     5.873.821   -    24.528.473     125.468   25.351.021
2089  AVA   5.547.491  PRIETO REMOLINA ROQUE                14.262.945   -    43.131.447     315.015   44.089.137
2090  AVA  20.065.620  PRIETO SANCHEZ AURORA                 4.202.049   -    15.853.486      88.029   16.338.498
2091  AVA   6.044.966  PRIMERO VALENCIA JOSE RUBEN           2.252.633   -     6.234.220      54.635    6.340.346
2092  AVA   7.417.447  PUENTE DE LA ROSA ALVARO ENRIQUE      7.627.627   -    31.852.185     162.930   32.920.282
2093  AVA   2.859.776  PUENTES CARMEN JULIO                  4.030.578   -    16.831.278      86.095   17.395.641
2094  AVA   2.938.107  PUENTES NINO PEDRO ANTONIO           15.873.599   -    64.544.239     336.533   66.663.158
2095  AVA   8.215.103  PUERTA RUIZ GABRIEL ANTONIO           8.322.586   -    33.840.776     176.445   34.951.642
2096  AVA   2.920.461  QUIMBAY CORTES MARCO ABRAHAM          5.007.443   -    19.843.136     105.555   20.479.900
2097  AVA      68.805  QUINTANA DIAZ BARONIO                 9.396.874   -    30.217.620     201.011   30.976.269
2098  AVA   5.554.811  QUINTERO MANUEL                         195.528   -       863.450       4.262      893.600
2099  AVA     118.121  QUINTERO HECTOR                      30.719.024   -   103.187.576     648.632  105.952.036
2100  AVA   2.413.075  QUINTERO RENGIFO JAIME               25.595.954   -    90.956.626     529.564   93.649.824
2101  AVA   3.698.731  QUINTERO SIERRA ANTONIO JOSE          6.033.224   -    22.231.955     126.305   22.884.135
2102  AVA     160.078  QUINONES LUIS ALFONSO                15.260.961   -    54.230.661     315.740   55.836.491
2103  AVA   2.450.250  QUI|ONEZ SEGUNDO NICOLAS             18.067.900   -    55.738.188     394.124   57.032.998
2104  AVA  17.037.225  QUIROGA CASTRO JOSE IGNACIO           4.676.143   -    19.013.838      99.138   19.638.051
2105  AVA  22.299.626  RADA CANTILLO EDITH                   1.979.211   -    13.779.901     104.092   14.070.572
2106  AVA     841.843  RADA PALMA ANTONIO SOFANOR            3.766.925   -    10.784.795      87.532   10.990.990
2107  AVA     867.736  RAMBAO OYOLA ROBERTO                  4.124.796   -    12.473.470      91.101   12.750.391
2108  AVA   2.028.292  RAMIREZ CARDOZO JORGE RAMON           3.926.421   -    10.528.491     100.178   10.685.089
2109  AVA   1.201.175  RAMIREZ DUQUE ALFONSO                   407.006   -     1.207.440        9.12   11.232.926
2110  AVA   3.708.993  RAMIREZ FERNANDEZ JORGE HUMBERTO     18.476.324   -    60.712.912     392.386   62.289.002
2111  AVA     769.696  RAMIREZ GOMEZ FABIO                  12.755.609   -    49.302.589     267.822   50.847.827
2112  AVA      60.120  RAMIREZ MARTINEZ ISAURO              40.654.764   -   116.395.540     944.690  118.620.356
2113  AVA   3.709.008  RAMIREZ OSORIO FLAVIO                 6.855.590   -    27.875.770     145.344   28.790.907
2114  AVA   6.488.009  RAMIREZ PALACIO JESUS ANTONIO         6.995.685   -    25.778.549     146.454   26.534.762
2115  AVA   1.197.239  RAMIREZ TRUJILLO LUIS RAMIRO        200.072.880   -   643.376.336   4.279.801  659.527.356
2116  AVA   7.408.801  RAMOS ESMERAL PEDRO DE JESUS         13.705.466   -    48.156.658     287.229   49.522.405
2117  AVA     815.659  REALES GONZALEZ LUIS ALBERTO         20.024.660   -    60.554.992     442.269   61.899.465
2118  AVA  29.007.326  REBOLLEDO MARIA CECILIA               1.520.244   -    11.273.337      74.991   11.556.289
2119  AVA   3.696.234  RENNEMBERG MOLINA JUAN ENRIQUE        5.855.539   -    23.203.911     123.433   23.948.609
2120  AVA   2.446.755  REYES BOCANEGRA PARMENIO              8.221.792   -    30.296.654     172.122   31.185.330

2121  AVA   1.532.692  REYES GONZALEZ AMBROSIO MANUEL        783996  400  1   Casado(a)    83   0   02/05/1921  01/10/1955
2122  AVA   2.892.316  REYES MARTINEZ ANGEL ENRIQUE          784674  400  1   Casado(a)    66   0   12/11/1937  16/04/1959
2123  AVA     810.997  REYES MARTINEZ DANIEL JOAQUIN         784840  400  1   Casado(a)    70   0   14/06/1934  16/07/1953
2124  AVA     840.862  REYES SANTIAGO ALBERTO EMILIO         785864  400  1   Casado(a)    78   0   28/05/1926  03/10/1956
2125  AVA   2.937.742  RINCON BAQUERO LUIS ELISIO            788583  400  1   Casado(a)    68   0   02/09/1935  11/10/1961
2126  AVA   1.919.088  RINCON LOPEZ ALEJANDRO                790112  400  1   Casado(a)    69   0   25/02/1935  16/08/1961
2127  AVA      46.439  RINCON QUINTERO ERNESTO               790451  400  1   Casado(a)    81   0   03/07/1922  01/08/1948
2128  AVA     821.599  RIOS SIERRA CARLOS DE JESUS           791980  400  1   Casado(a)    75   0   04/11/1928  01/09/1954
2129  AVA   6.035.742  RIVERA OLAVE JAIME                    794021  400  1   Casado(a)    66   0   23/10/1937  19/05/1958
2130  AVA   2.921.931  ROA SALGADO MIGUEL                    796740  400  1   Casado(a)    65   0   10/04/1939  16/01/1962
2131  AVA   3.688.390  ROBLEDO GARCIA ALFONSO                798781  400  1   Union libre  82   0   25/06/1922  17/01/1955
2132  AVA     826.610  ROBLES BARROS RUDYARD ALBERTO         799293  400  1   Union libre  69   0   01/06/1935  16/10/1957
2133  AVA  17.011.546  RODRIGUEZ LUIS ALFONSO                800951  400  1   Casado(a)    63   0   22/09/1940  04/02/1965
2134  AVA     170.960  RODRIGUEZ ACEVEDO BUENAVENTURA        801010  400  1   Casado(a)    68   0   10/07/1935  16/09/1966
2135  AVA   2.878.626  RODRIGUEZ AGUILAR NARCISO             801673  400  1   Casado(a)    68   0   19/09/1935  01/07/1957
2136  AVA  20.113.141  CRUZ DE RODRIGUEZ BELEN               802211  400  2   Casado(a)    72   0   12/07/1931  01/12/1954
2137  AVA     867.691  RODRIGUEZ CASTRO EDUARDO ENRIQUE      803375  400  1   Casado(a)    78   0   12/10/1925  01/03/1952
2138  AVA      81.914  RODRIGUEZ CORTES LUIS EDUARDO         803946  400  1   Casado(a)    75   0   04/10/1928  16/10/1953
2139  AVA   3.702.924  RODRIGUEZ CABARCAS MANUEL SALVADOR    804145  400  1   Casado(a)    71   0   24/12/1932  16/02/1955
2140  AVA     810.471  RODRIGUEZ DE LA HOZ PEDRO MANUEL      805243  400  1   Casado(a)    82   0   22/01/1922  01/09/1954
2141  AVA   4.607.738  RODRIGUEZ FRANCISCO JAVIER            806606  400  1   Casado(a)    65   0   29/01/1939  16/10/1956
2142  AVA   2.891.370  RODRIGUEZ GARZON JOSE RAFAEL          807516  400  1   Casado(a)    68   0   19/10/1935  01/10/1963
2143  AVA     102.436  RODRIGUEZ HERRERA JOSE RAFAEL         808813  400  1   Casado(a)    84   0   08/04/1920  25/06/1953
2144  AVA     432.365  RODRIGUEZ JOSE OCTAVIO                809336  400  1   Casado(a)    69   0   02/06/1935  05/03/1962
2145  AVA      77.067  RODRIGUEZ LUIS ANTONIO                810342  400  1   Casado(a)    72   0   04/06/1932  09/12/1950
2146  AVA      46.863  RODRIGUEZ REYES ALFONSO MARIA RUPERT  813573  400  1   Casado(a)    77   0   25/03/1927  03/09/1951
2147  AVA     540.891  RODRIGUEZ RENGIFO ANTONIO             813912  400  1   Casado(a)    77   0   10/11/1926  02/05/1956
2148  AVA      97.025  RODRIGUEZ ROMERO DANIEL               814085  400  1   Union libre  77   0   11/12/1926  25/06/1953
2149  AVA      64.492  RODRIGUEZ PENA LEONARDO               815102  400  1   Casado(a)    78   0   16/07/1925  21/11/1948
2150  AVA   5.553.337  RODRIGUEZ RODRIGUEZ REINALDO          815625  400  1   Casado(a)    62   0   14/08/1941  06/04/1965
2151  AVA     810.221  ROJAS BALLESTEROS JOSE IGNACIO        819184  400  1   Casado(a)    76   0   02/06/1928  16/07/1958
2152  AVA   3.676.427  ROJAS FLOREZ OSCAR ALBERTO            820374  400  1   Casado(a)    67   0   01/11/1936  21/04/1958
2153  AVA   2.850.137  ROJAS GONZALEZ PABLO ENRIQUE          820794  400  1   Casado(a)    69   0   10/05/1935  05/09/1962
2154  AVA   4.318.965  ROJAS MONTES JOSE HERNANDO            822242  400  1   Casado(a)    62   0   20/10/1941  21/07/1958
2155  AVA   2.930.176  ROJAS TUNJANO RICARDO                 823771  400  1   Casado(a)    78   0   20/07/1925  22/03/1955
2156  AVA   8.212.437  ROLDAN CARVAJAL GUILLERMO             824353  400  1   Casado(a)    64   0   28/09/1939  22/03/1963
2157  AVA     811.011  ROLONG SAN JUAN GABRIEL               825300  400  1   Casado(a)    84   0   29/12/1919  04/07/1950
2158  AVA     806.782  ROMERO BLANQUICET MAUDILIO            825646  400  1   Casado(a)    71   0   01/04/1933  02/11/1955
2159  AVA     811.079  ROMERO DE MOYA MOISES ERNESTO         826490  400  1   Casado(a)    72   0   08/02/1932  01/06/1953
2160  AVA     296.953  ROMERO JOSE VICENTE                   827385  400  1   Union libre  66   0   27/10/1937  12/07/1962
2161  AVA   7.400.028  ROMERO MENDIVIL JAIME                 827573  400  1   Soltero(a)   63   0   08/02/1941  04/11/1963
2162  AVA     811.021  RONCALLO PELAEZ HOMERO RAFAEL         829555  400  1   Union libre  84   0   24/09/1919  23/10/1952
2163  AVA   2.863.524  RONCANCIO ARISTOBULO                  829894  400  1   Casado(a)    68   0   15/04/1936  16/10/1957
2164  AVA   3.687.358  ROSALES ZAMBRANO OSCAR                830642  400  1   Casado(a)    81   0   05/07/1922  01/04/1974
2165  AVA   1.702.184  ROSTA FERNANDEZ JESUS ANTONIO         831935  400  1   Casado(a)    67   0   17/02/1937  23/04/1958
2166  AVA     835.142  RUBIANO PADILLA RAFAEL ALFONSO        834632  400  1   Casado(a)    70   0   14/11/1933  09/07/1975
2167  AVA     122.703  RUBIO ACHURY HUGO ENRIQUE             834654  400  1   Casado(a)    71   0   20/10/1932  12/03/1956
2168  AVA     801.212  RUBIO CONTRERAS LUIS                  834993  400  1   Casado(a)    73   0   25/11/1930  17/01/1955
2169  AVA  20.176.620  RUDAS CAJIAO CAROLINA                 836861  400  2   Soltero(a)   75   0   01/06/1929  01/05/1953
2170  AVA     801.702  RUEDA VARGAS GUSTAVO                  837712  400  1   Casado(a)    72   0   08/12/1931  19/09/1955
2171  AVA   2.866.504  RUGE CARLOS ISRAEL                    838390  400  1   Casado(a)    68   0   28/04/1936  23/06/1955
2172  AVA     810.505  RUGGIERO LLANOS JOSE ANTONIO          838902  400  1   Casado(a)    84   0   17/11/1919  03/03/1952
2173  AVA   4.298.607  RUIZ ALVARO ANTONIO                   839753  400  1   Casado(a)    62   0   18/11/1941  02/12/1958
2174  AVA   2.863.240  RUIZ CASTIBLANCO RAMIRO               840604  400  1   Casado(a)    67   0   20/08/1936  19/08/1957
2175  AVA   2.895.497  RUIZ CARLOS ENRIQUE                   840770  400  1   Casado(a)    66   0   28/04/1938  05/06/1961
2176  AVA     810.746  RUIZ GALINDO CESAR AUGUSTO            841621  400  1   Casado(a)    85   0   17/10/1918  01/03/1952
2177  AVA   2.904.300  RUIZ GAITAN OTILIO                    841960  400  1   Casado(a)    64   0   20/03/1940  09/12/1959
2178  AVA   1.983.599  RUIZ GUSTAVO                          842133  400  1   Casado(a)    81   0   12/11/1922  11/07/1960
2179  AVA   3.327.127  RUIZ LOPEZ CAMILO                     842811  400  1   Casado(a)    76   0   30/12/1927  01/04/1955
2180  AVA     138.695  RUIZ MORALES PEDRO MIGUEL             843323  400  1   Casado(a)    70   0   26/09/1933  02/09/1957
2181  AVA     837.772  RUIZ OSPINA RAFAEL TORIBIO            843496  400  1   Casado(a)    84   0   25/06/1920  02/08/1954
2182  AVA   8.224.675  RUIZ PEDRO JOSE                       843592  400  1   Casado(a)    63   0   12/01/1941  02/07/1962
2183  AVA  17.069.762  RUSINQUE BUSTOS JOSE ANTONIO          845084  400  1   Casado(a)    61   0   15/12/1942  23/02/1965
2184  AVA   3.688.419  SALAS DE LA HOZ FRANCISCO MANUEL      848245  400  1   Casado(a)    66   0   04/06/1938  16/03/1959
2185  AVA     867.531  SALAS OROZCO ELEUTERIO ENRIQUE        849144  400  1   Casado(a)    73   0   02/10/1930  02/11/1955
2186  AVA     867.529  SALAS SOTO EVARISTO ENRIQUE           849505  400  1   Casado(a)    71   0   25/11/1932  11/02/1952
2187  AVA  22.305.634  SALAZAR BARRETO CARMEN                850220  400  2   Soltero(a)   70   0   30/10/1933  01/07/1958
2188  AVA     230.593  SALAZAR PALOMA JOSE OLIVO             851303  400  1   Casado(a)    67   0   28/11/1936  19/10/1959
2189  AVA     883.171  SALAZAR SALCEDO VICENTE               851664  400  1   Casado(a)    75   0   22/01/1929  01/04/1957
2190  AVA     810.209  SALGUEDO FERNANDEZ EUSEBIO            855083  400  1   Casado(a)    78   0   30/04/1926  19/11/1949
2191  AVA   2.900.395  SALINAS JAGUA ANDRES                  855691  400  1   Casado(a)    65   0   20/07/1938  04/05/1961
2192  AVA   8.217.593  SANCHEZ ZAPATA ANGEL CUSTODIO         858502  400  1   Casado(a)    76   0   22/05/1928  10/01/1951
2193  AVA   8.227.256  SANCHEZ ACEVEDO JUAN DE JESUS         858550  400  1   Union libre  63   0   24/12/1940  16/03/1965
2194  AVA  41.440.150  SANCHEZ AVILES MARINA                 859176  400  2   Soltero(a)   58   0   19/01/1946  07/05/1965
2195  AVA   4.505.910  SANCHEZ CARDONA LUIS ALBERTO          859762  400  1   Casado(a)    73   0   28/02/1931  06/10/1954
2196  AVA  17.063.684  SANCHEZ DUARTE AZAEL VITALIANO        859946  400  1   Casado(a)    61   0   08/07/1942  09/01/1962
2197  AVA     805.988  SANCHEZ DURAN LUIS EDUARDO            860123  400  1   Casado(a)    74   0   07/06/1930  17/12/1951
2198  AVA     508.714  SANCHEZ JIMENEZ BERTIL                861921  400  1   Casado(a)    70   0   05/05/1934  17/08/1955
2199  AVA     136.431  SANCHEZ MORALES RAFAEL SADY           863903  400  1   Casado(a)    73   0   29/11/1930  16/11/1974
2200  AVA     147.380  SANCHEZ PORTILLA JOSE TRINIDAD        865583  400  1   Casado(a)    71   0   12/02/1933  01/03/1950
2201  AVA   1.240.693  SANCHEZ PEDRO JULIO                   865701  400  1   Casado(a)    72   0   15/02/1932  06/09/1956
2202  AVA   3.335.255  SANCHEZ VELASQUEZ LUIS EDUARDO        867322  400  1   Casado(a)    67   0   07/11/1936  20/11/1956
2203  AVA     867.753  SANDOVAL CANTILLO MANUEL SALVADOR     868685  400  1   Casado(a)    79   0   25/12/1924  03/11/1964
2204  AVA  22.292.757  SANDOVAL DE COLLANTE NANCY ESTHER     868884  400  2   Viudo(a)     70   0   02/12/1933  01/01/1998
2205  AVA   2.898.195  SANTANA RINCON LUIS FELIPE            873084  400  1   Soltero(a)   69   0   07/07/1934  01/06/1998

2121  AVA   1.532.692  REYES GONZALEZ AMBROSIO MANUEL        JUBILACION COMPARTIDA      35.442     2.617.255    1.518.748   -
2122  AVA   2.892.316  REYES MARTINEZ ANGEL ENRIQUE          JUBILACION COMPARTIDA     117.622    17.092.362    5.965.568   -
2123  AVA     810.997  REYES MARTINEZ DANIEL JOAQUIN         JUBILACION COMPARTIDA     578.584    73.901.136   29.399.550   -
2124  AVA     840.862  REYES SANTIAGO ALBERTO EMILIO         JUBILACION COMPARTIDA     202.020    18.879.584    9.599.932   -
2125  AVA   2.937.742  RINCON BAQUERO LUIS ELISIO            JUBILACION COMPARTIDA     108.309    14.792.284    5.509.392   -
2126  AVA   1.919.088  RINCON LOPEZ ALEJANDRO                JUBILACION COMPARTIDA     209.679    27.558.890   10.792.363   -
2127  AVA      46.439  RINCON QUINTERO ERNESTO               JUBILACION COMPARTIDA     573.671    46.726.008   25.758.366   -
2128  AVA     821.599  RIOS SIERRA CARLOS DE JESUS           JUBILACION COMPARTIDA     309.003    32.761.590   15.245.739   -
2129  AVA   6.035.742  RIVERA OLAVE JAIME                    JUBILACION COMPARTIDA     102.717    14.926.427    5.209.614   -
2130  AVA   2.921.931  ROA SALGADO MIGUEL                    JUBILACION COMPARTIDA     162.385    24.304.334    8.203.362   -
2131  AVA   3.688.390  ROBLEDO GARCIA ALFONSO                JUBILACION COMPARTIDA     230.059    17.854.008   10.101.130   -
2132  AVA     826.610  ROBLES BARROS RUDYARD ALBERTO         JUBILACION COMPARTIDA     107.739    14.160.536    5.545.422   -
2133  AVA  17.011.546  RODRIGUEZ LUIS ALFONSO                JUBILACION COMPARTIDA      63.193    10.005.375    3.150.410   -
2134  AVA     170.960  RODRIGUEZ ACEVEDO BUENAVENTURA        JUBILACION COMPARTIDA       9.444     1.289.813      480.391   -
2135  AVA   2.878.626  RODRIGUEZ AGUILAR NARCISO             JUBILACION COMPARTIDA      84.813    11.583.322    4.314.213   -
2136  AVA  20.113.141  CRUZ DE RODRIGUEZ BELEN               JUBILACION COMPARTIDA     103.168    12.914.707    2.127.700   -
2137  AVA     867.691  RODRIGUEZ CASTRO EDUARDO ENRIQUE      JUBILACION COMPARTIDA     188.832    17.647.112    8.973.242   -
2138  AVA      81.914  RODRIGUEZ CORTES LUIS EDUARDO         JUBILACION COMPARTIDA      83.813     8.886.151    4.135.206   -
2139  AVA   3.702.924  RODRIGUEZ CABARCAS MANUEL SALVADOR    JUBILACION COMPARTIDA     269.310    33.218.734   13.641.558   -
2140  AVA     810.471  RODRIGUEZ DE LA HOZ PEDRO MANUEL      JUBILACION COMPARTIDA     206.727    16.043.300    9.076.699   -
2141  AVA   4.607.738  RODRIGUEZ FRANCISCO JAVIER            JUBILACION COMPARTIDA     370.184    55.405.828   18.700.948   -
2142  AVA   2.891.370  RODRIGUEZ GARZON JOSE RAFAEL          JUBILACION COMPARTIDA      99.610    13.604.220    5.066.897   -
2143  AVA     102.436  RODRIGUEZ HERRERA JOSE RAFAEL         JUBILACION COMPARTIDA     168.951    11.857.029    7.051.680   -
2144  AVA     432.365  RODRIGUEZ JOSE OCTAVIO                JUBILACION COMPARTIDA     236.920    31.139.274   12.194.481   -
2145  AVA      77.067  RODRIGUEZ LUIS ANTONIO                JUBILACION COMPARTIDA     292.832    34.840.052   14.768.508   -
2146  AVA      46.863  RODRIGUEZ REYES ALFONSO MARIA RUPERT  JUBILACION COMPARTIDA     757.107    73.885.608   36.504.368   -
2147  AVA     540.891  RODRIGUEZ RENGIFO ANTONIO             JUBILACION COMPARTIDA     443.180    43.249.664   21.368.188   -
2148  AVA      97.025  RODRIGUEZ ROMERO DANIEL               JUBILACION COMPARTIDA     415.748    40.572.588   20.045.538   -
2149  AVA      64.492  RODRIGUEZ PENA LEONARDO               JUBILACION COMPARTIDA      81.649     7.630.429    3.879.937   -
2150  AVA   5.553.337  RODRIGUEZ RODRIGUEZ REINALDO          JUBILACION COMPARTIDA   2.644.793   430.117.792  130.638.400   -
2151  AVA     810.221  ROJAS BALLESTEROS JOSE IGNACIO        JUBILACION COMPARTIDA      90.042     9.164.743    4.395.710   -
2152  AVA   3.676.427  ROJAS FLOREZ OSCAR ALBERTO            JUBILACION COMPARTIDA     238.690    33.643.200   12.133.297   -
2153  AVA   2.850.137  ROJAS GONZALEZ PABLO ENRIQUE          JUBILACION COMPARTIDA     181.648    23.874.670    9.349.582   -
2154  AVA   4.318.965  ROJAS MONTES JOSE HERNANDO            JUBILACION COMPARTIDA     183.403    29.826.490    9.059.111   -
2155  AVA   2.930.176  ROJAS TUNJANO RICARDO                 JUBILACION COMPARTIDA      94.570     8.837.948    4.493.939   -
2156  AVA   8.212.437  ROLDAN CARVAJAL GUILLERMO             JUBILACION COMPARTIDA      91.716    14.125.162    4.606.826   -
2157  AVA     811.011  ROLONG SAN JUAN GABRIEL               JUBILACION COMPARTIDA      11.667       818.793      486.957   -
2158  AVA     806.782  ROMERO BLANQUICET MAUDILIO            JUBILACION COMPARTIDA     334.670    41.280.732   16.952.286   -
2159  AVA     811.079  ROMERO DE MOYA MOISES ERNESTO         JUBILACION COMPARTIDA     560.797    66.721.528   28.282.892   -
2160  AVA     296.953  ROMERO JOSE VICENTE                   JUBILACION COMPARTIDA      94.231    13.693.275    4.779.220   -
2161  AVA   7.400.028  ROMERO MENDIVIL JAIME                 JUBILACION COMPARTIDA     106.854    16.918.242    5.327.075   -
2162  AVA     811.021  RONCALLO PELAEZ HOMERO RAFAEL         JUBILACION COMPARTIDA     238.933    16.768.385    9.972.590   -
2163  AVA   2.863.524  RONCANCIO ARISTOBULO                  JUBILACION COMPARTIDA      99.242    13.553.959    5.048.178   -
2164  AVA   3.687.358  ROSALES ZAMBRANO OSCAR                JUBILACION COMPARTIDA   2.075.240   169.030.112   93.180.224   -
2165  AVA   1.702.184  ROSTA FERNANDEZ JESUS ANTONIO         JUBILACION COMPARTIDA     104.886    14.783.614    5.331.656   -
2166  AVA     835.142  RUBIANO PADILLA RAFAEL ALFONSO        JUBILACION COMPARTIDA     455.171    58.137.888   23.128.574   -
2167  AVA     122.703  RUBIO ACHURY HUGO ENRIQUE             JUBILACION COMPARTIDA     228.083    28.133.486   11.553.255   -
2168  AVA     801.212  RUBIO CONTRERAS LUIS                  JUBILACION COMPARTIDA     321.232    36.821.640   16.107.565   -
2169  AVA  20.176.620  RUDAS CAJIAO CAROLINA                 JUBILACION COMPARTIDA     170.647    19.060.498    3.329.526   -
2170  AVA     801.702  RUEDA VARGAS GUSTAVO                  JUBILACION COMPARTIDA      95.363    11.345.933    4.809.479   -
2171  AVA   2.866.504  RUGE CARLOS ISRAEL                    JUBILACION COMPARTIDA     150.325    20.530.612    7.646.634   -
2172  AVA     810.505  RUGGIERO LLANOS JOSE ANTONIO          JUBILACION COMPARTIDA     167.291    11.740.530    6.982.395   -
2173  AVA   4.298.607  RUIZ ALVARO ANTONIO                   JUBILACION COMPARTIDA      62.002    10.083.270    3.062.562   -
2174  AVA   2.863.240  RUIZ CASTIBLANCO RAMIRO               JUBILACION COMPARTIDA      58.329     8.221.435    2.965.031   -
2175  AVA   2.895.497  RUIZ CARLOS ENRIQUE                   JUBILACION COMPARTIDA     100.144    14.552.529    5.079.117   -
2176  AVA     810.746  RUIZ GALINDO CESAR AUGUSTO            JUBILACION COMPARTIDA      90.250     6.011.836    3.661.468   -
2177  AVA   2.904.300  RUIZ GAITAN OTILIO                    JUBILACION COMPARTIDA      59.680     9.191.305    2.997.682   -
2178  AVA   1.983.599  RUIZ GUSTAVO                          JUBILACION COMPARTIDA     554.689    45.179.908   24.906.056   -
2179  AVA   3.327.127  RUIZ LOPEZ CAMILO                     JUBILACION COMPARTIDA     298.880    30.420.896   14.590.854   -
2180  AVA     138.695  RUIZ MORALES PEDRO MIGUEL             JUBILACION COMPARTIDA     154.064    19.678.222    7.828.444   -
2181  AVA     837.772  RUIZ OSPINA RAFAEL TORIBIO            JUBILACION COMPARTIDA      98.212     6.892.546    4.099.174   -
2182  AVA   8.224.675  RUIZ PEDRO JOSE                       JUBILACION COMPARTIDA      55.692     8.817.739    2.776.456   -
2183  AVA  17.069.762  RUSINQUE BUSTOS JOSE ANTONIO          JUBILACION COMPARTIDA     977.754   163.184.144   47.770.708   -
2184  AVA   3.688.419  SALAS DE LA HOZ FRANCISCO MANUEL      JUBILACION COMPARTIDA      96.862    14.075.602    4.912.659   -
2185  AVA     867.531  SALAS OROZCO ELEUTERIO ENRIQUE        JUBILACION COMPARTIDA     490.239    56.194.288   24.582.098   -
2186  AVA     867.529  SALAS SOTO EVARISTO ENRIQUE           JUBILACION COMPARTIDA     377.785    46.598.864   19.136.222   -
2187  AVA  22.305.634  SALAZAR BARRETO CARMEN                JUBILACION COMPARTIDA      84.343    11.306.625    1.797.074   -
2188  AVA     230.593  SALAZAR PALOMA JOSE OLIVO             JUBILACION COMPARTIDA     122.777    17.305.338    6.241.107   -
2189  AVA     883.171  SALAZAR SALCEDO VICENTE               JUBILACION COMPARTIDA      79.014     8.377.344    3.898.431   -
2190  AVA     810.209  SALGUEDO FERNANDEZ EUSEBIO            JUBILACION COMPARTIDA     182.291    17.035.830    8.662.415   -
2191  AVA   2.900.395  SALINAS JAGUA ANDRES                  JUBILACION COMPARTIDA      99.437    14.882.840    5.023.356   -
2192  AVA   8.217.593  SANCHEZ ZAPATA ANGEL CUSTODIO         JUBILACION COMPARTIDA     108.646    11.058.313    5.303.928   -
2193  AVA   8.227.256  SANCHEZ ACEVEDO JUAN DE JESUS         JUBILACION COMPARTIDA      42.721     6.764.035    2.129.803   -
2194  AVA  41.440.150  SANCHEZ AVILES MARINA                 JUBILACION COMPARTIDA      60.785    11.370.241    1.284.237   -
2195  AVA   4.505.910  SANCHEZ CARDONA LUIS ALBERTO          JUBILACION COMPARTIDA     363.079    41.618.404   18.205.904   -
2196  AVA  17.063.684  SANCHEZ DUARTE AZAEL VITALIANO        JUBILACION COMPARTIDA     118.558    19.786.966    5.792.459   -
2197  AVA     805.988  SANCHEZ DURAN LUIS EDUARDO            JUBILACION COMPARTIDA     265.504    29.285.820   13.217.354   -
2198  AVA     508.714  SANCHEZ JIMENEZ BERTIL                JUBILACION COMPARTIDA     273.483    34.931.320   13.896.473   -
2199  AVA     136.431  SANCHEZ MORALES RAFAEL SADY           JUBILACION COMPARTIDA     367.755    42.154.400   18.440.372   -
2200  AVA     147.380  SANCHEZ PORTILLA JOSE TRINIDAD        JUBILACION COMPARTIDA     597.611    73.713.872   30.271.228   -
2201  AVA   1.240.693  SANCHEZ PEDRO JULIO                   JUBILACION COMPARTIDA     228.828    27.225.098   11.540.571   -
2202  AVA   3.335.255  SANCHEZ VELASQUEZ LUIS EDUARDO        JUBILACION COMPARTIDA     123.503    17.407.668    6.278.013   -
2203  AVA     867.753  SANDOVAL CANTILLO MANUEL SALVADOR     JUBILACION COMPARTIDA     123.274    11.018.465    5.759.947   -
2204  AVA  22.292.757  SANDOVAL DE COLLANTE NANCY ESTHER     JUBILACION COMPARTIDA     363.088    48.673.868    7.736.219   -
2205  AVA   2.898.195  SANTANA RINCON LUIS FELIPE            JUBILACION COMPARTIDA     240.153    31.564.200   12.360.886   -

2121  AVA   1.532.692  REYES GONZALEZ AMBROSIO MANUEL          4.136.003            -            -  -             -        2.617.255
2122  AVA   2.892.316  REYES MARTINEZ ANGEL ENRIQUE           23.057.930            -            -  -             -       17.092.362
2123  AVA     810.997  REYES MARTINEZ DANIEL JOAQUIN         103.300.686            -            -  -             -       73.901.136
2124  AVA     840.862  REYES SANTIAGO ALBERTO EMILIO          28.479.516            -            -  -             -       18.879.584
2125  AVA   2.937.742  RINCON BAQUERO LUIS ELISIO             20.301.676            -            -  -             -       14.792.284
2126  AVA   1.919.088  RINCON LOPEZ ALEJANDRO                 38.351.253            -            -  -             -       27.558.890
2127  AVA      46.439  RINCON QUINTERO ERNESTO                72.484.374            -            -  -             -       46.726.008
2128  AVA     821.599  RIOS SIERRA CARLOS DE JESUS            48.007.329            -            -  -             -       32.761.590
2129  AVA   6.035.742  RIVERA OLAVE JAIME                     20.136.041            -            -  -             -       14.926.427
2130  AVA   2.921.931  ROA SALGADO MIGUEL                     32.507.696            -            -  -             -       24.304.334
2131  AVA   3.688.390  ROBLEDO GARCIA ALFONSO                 27.955.138            -            -  -             -       17.854.008
2132  AVA     826.610  ROBLES BARROS RUDYARD ALBERTO          19.705.958            -            -  -             -       14.160.536
2133  AVA  17.011.546  RODRIGUEZ LUIS ALFONSO                 13.155.785            -            -  -             -       10.005.375
2134  AVA     170.960  RODRIGUEZ ACEVEDO BUENAVENTURA          1.770.204            -            -  -             -        1.289.813
2135  AVA   2.878.626  RODRIGUEZ AGUILAR NARCISO              15.897.535            -            -  -             -       11.583.322
2136  AVA  20.113.141  CRUZ DE RODRIGUEZ BELEN                15.042.407            -            -  -             -       12.914.707
2137  AVA     867.691  RODRIGUEZ CASTRO EDUARDO ENRIQUE       26.620.354            -            -  -             -       17.647.112
2138  AVA      81.914  RODRIGUEZ CORTES LUIS EDUARDO          13.021.357            -            -  -             -        8.886.151
2139  AVA   3.702.924  RODRIGUEZ CABARCAS MANUEL SALVADOR     46.860.292            -            -  -             -       33.218.734
2140  AVA     810.471  RODRIGUEZ DE LA HOZ PEDRO MANUEL       25.119.999            -            -  -             -       16.043.300
2141  AVA   4.607.738  RODRIGUEZ FRANCISCO JAVIER             74.106.776            -            -  -             -       55.405.828
2142  AVA   2.891.370  RODRIGUEZ GARZON JOSE RAFAEL           18.671.117            -            -  -             -       13.604.220
2143  AVA     102.436  RODRIGUEZ HERRERA JOSE RAFAEL          18.908.709            -            -  -             -       11.857.029
2144  AVA     432.365  RODRIGUEZ JOSE OCTAVIO                 43.333.755            -            -  -             -       31.139.274
2145  AVA      77.067  RODRIGUEZ LUIS ANTONIO                 49.608.560            -            -  -             -       34.840.052
2146  AVA      46.863  RODRIGUEZ REYES ALFONSO MARIA RUPERT  110.389.976            -            -  -             -       73.885.608
2147  AVA     540.891  RODRIGUEZ RENGIFO ANTONIO              64.617.852            -            -  -             -       43.249.664
2148  AVA      97.025  RODRIGUEZ ROMERO DANIEL                60.618.126            -            -  -             -       40.572.588
2149  AVA      64.492  RODRIGUEZ PENA LEONARDO                11.510.366            -            -  -             -        7.630.429
2150  AVA   5.553.337  RODRIGUEZ RODRIGUEZ REINALDO          560.756.192  344.094.257  104.510.726  -   448.604.983       86.023.535
2151  AVA     810.221  ROJAS BALLESTEROS JOSE IGNACIO         13.560.453            -            -  -             -        9.164.743
2152  AVA   3.676.427  ROJAS FLOREZ OSCAR ALBERTO             45.776.497            -            -  -             -       33.643.200
2153  AVA   2.850.137  ROJAS GONZALEZ PABLO ENRIQUE           33.224.252            -            -  -             -       23.874.670
2154  AVA   4.318.965  ROJAS MONTES JOSE HERNANDO             38.885.601            -            -  -             -       29.826.490
2155  AVA   2.930.176  ROJAS TUNJANO RICARDO                  13.331.887            -            -  -             -        8.837.948
2156  AVA   8.212.437  ROLDAN CARVAJAL GUILLERMO              18.731.988            -            -  -             -       14.125.162
2157  AVA     811.011  ROLONG SAN JUAN GABRIEL                 1.305.750            -            -  -             -          818.793
2158  AVA     806.782  ROMERO BLANQUICET MAUDILIO             58.233.018            -            -  -             -       41.280.732
2159  AVA     811.079  ROMERO DE MOYA MOISES ERNESTO          95.004.420            -            -  -             -       66.721.528
2160  AVA     296.953  ROMERO JOSE VICENTE                    18.472.495            -            -  -             -       13.693.275
2161  AVA   7.400.028  ROMERO MENDIVIL JAIME                  22.245.317            -            -  -             -       16.918.242
2162  AVA     811.021  RONCALLO PELAEZ HOMERO RAFAEL          26.740.975            -            -  -             -       16.768.385
2163  AVA   2.863.524  RONCANCIO ARISTOBULO                   18.602.137            -            -  -             -       13.553.959
2164  AVA   3.687.358  ROSALES ZAMBRANO OSCAR                262.210.336            -            -  -             -      169.030.112
2165  AVA   1.702.184  ROSTA FERNANDEZ JESUS ANTONIO          20.115.270            -            -  -             -       14.783.614
2166  AVA     835.142  RUBIANO PADILLA RAFAEL ALFONSO         81.266.462            -            -  -             -       58.137.888
2167  AVA     122.703  RUBIO ACHURY HUGO ENRIQUE              39.686.741            -            -  -             -       28.133.486
2168  AVA     801.212  RUBIO CONTRERAS LUIS                   52.929.205            -            -  -             -       36.821.640
2169  AVA  20.176.620  RUDAS CAJIAO CAROLINA                  22.390.024            -            -  -             -       19.060.498
2170  AVA     801.702  RUEDA VARGAS GUSTAVO                   16.155.412            -            -  -             -       11.345.933
2171  AVA   2.866.504  RUGE CARLOS ISRAEL                     28.177.246            -            -  -             -       20.530.612
2172  AVA     810.505  RUGGIERO LLANOS JOSE ANTONIO           18.722.925            -            -  -             -       11.740.530
2173  AVA   4.298.607  RUIZ ALVARO ANTONIO                    13.145.832            -            -  -             -       10.083.270
2174  AVA   2.863.240  RUIZ CASTIBLANCO RAMIRO                11.186.466            -            -  -             -        8.221.435
2175  AVA   2.895.497  RUIZ CARLOS ENRIQUE                    19.631.646            -            -  -             -       14.552.529
2176  AVA     810.746  RUIZ GALINDO CESAR AUGUSTO              9.673.304            -            -  -             -        6.011.836
2177  AVA   2.904.300  RUIZ GAITAN OTILIO                     12.188.987            -            -  -             -        9.191.305
2178  AVA   1.983.599  RUIZ GUSTAVO                           70.085.964            -            -  -             -       45.179.908
2179  AVA   3.327.127  RUIZ LOPEZ CAMILO                      45.011.750            -            -  -             -       30.420.896
2180  AVA     138.695  RUIZ MORALES PEDRO MIGUEL              27.506.666            -            -  -             -       19.678.222
2181  AVA     837.772  RUIZ OSPINA RAFAEL TORIBIO             10.991.720            -            -  -             -        6.892.546
2182  AVA   8.224.675  RUIZ PEDRO JOSE                        11.594.195            -            -  -             -        8.817.739
2183  AVA  17.069.762  RUSINQUE BUSTOS JOSE ANTONIO          210.954.852  130.547.312   38.216.564  -   168.763.876       32.636.832
2184  AVA   3.688.419  SALAS DE LA HOZ FRANCISCO MANUEL       18.988.261            -            -  -             -       14.075.602
2185  AVA     867.531  SALAS OROZCO ELEUTERIO ENRIQUE         80.776.386            -            -  -             -       56.194.288
2186  AVA     867.529  SALAS SOTO EVARISTO ENRIQUE            65.735.086            -            -  -             -       46.598.864
2187  AVA  22.305.634  SALAZAR BARRETO CARMEN                 13.103.699            -            -  -             -       11.306.625
2188  AVA     230.593  SALAZAR PALOMA JOSE OLIVO              23.546.445            -            -  -             -       17.305.338
2189  AVA     883.171  SALAZAR SALCEDO VICENTE                12.275.775            -            -  -             -        8.377.344
2190  AVA     810.209  SALGUEDO FERNANDEZ EUSEBIO             25.698.245            -            -  -             -       17.035.830
2191  AVA   2.900.395  SALINAS JAGUA ANDRES                   19.906.196            -            -  -             -       14.882.840
2192  AVA   8.217.593  SANCHEZ ZAPATA ANGEL CUSTODIO          16.362.241            -            -  -             -       11.058.313
2193  AVA   8.227.256  SANCHEZ ACEVEDO JUAN DE JESUS           8.893.838            -            -  -             -        6.764.035
2194  AVA  41.440.150  SANCHEZ AVILES MARINA                  12.654.478            -            -  -             -       11.370.241
2195  AVA   4.505.910  SANCHEZ CARDONA LUIS ALBERTO           59.824.308            -            -  -             -       41.618.404
2196  AVA  17.063.684  SANCHEZ DUARTE AZAEL VITALIANO         25.579.425            -            -  -             -       19.786.966
2197  AVA     805.988  SANCHEZ DURAN LUIS EDUARDO             42.503.174            -            -  -             -       29.285.820
2198  AVA     508.714  SANCHEZ JIMENEZ BERTIL                 48.827.793            -            -  -             -       34.931.320
2199  AVA     136.431  SANCHEZ MORALES RAFAEL SADY            60.594.772            -            -  -             -       42.154.400
2200  AVA     147.380  SANCHEZ PORTILLA JOSE TRINIDAD        103.985.100            -            -  -             -       73.713.872
2201  AVA   1.240.693  SANCHEZ PEDRO JULIO                    38.765.669            -            -  -             -       27.225.098
2202  AVA   3.335.255  SANCHEZ VELASQUEZ LUIS EDUARDO         23.685.681            -            -  -             -       17.407.668
2203  AVA     867.753  SANDOVAL CANTILLO MANUEL SALVADOR      16.778.412            -            -  -             -       11.018.465
2204  AVA  22.292.757  SANDOVAL DE COLLANTE NANCY ESTHER      56.410.087            -            -  -             -       48.673.868
2205  AVA   2.898.195  SANTANA RINCON LUIS FELIPE             43.925.086            -            -  -             -       31.564.200

2121  AVA   1.532.692  REYES GONZALEZ AMBROSIO MANUEL         1.518.748   -     4.136.003      37.742    4.201.975
2122  AVA   2.892.316  REYES MARTINEZ ANGEL ENRIQUE           5.965.568   -    23.057.930     125.256   23.780.702
2123  AVA     810.997  REYES MARTINEZ DANIEL JOAQUIN         29.399.550   -   103.300.686     616.134  106.230.357
2124  AVA     840.862  REYES SANTIAGO ALBERTO EMILIO          9.599.932   -    28.479.516     215.131   29.080.199
2125  AVA   2.937.742  RINCON BAQUERO LUIS ELISIO             5.509.392   -    20.301.676     115.338   20.897.118
2126  AVA   1.919.088  RINCON LOPEZ ALEJANDRO                10.792.363   -    38.351.253     223.287   39.486.800
2127  AVA      46.439  RINCON QUINTERO ERNESTO               25.758.366   -    72.484.374     610.902   73.794.820
2128  AVA     821.599  RIOS SIERRA CARLOS DE JESUS           15.245.739   -    48.007.329     329.057   49.168.741
2129  AVA   6.035.742  RIVERA OLAVE JAIME                     5.209.614   -    20.136.041     109.383   20.767.106
2130  AVA   2.921.931  ROA SALGADO MIGUEL                     8.203.362   -    32.507.696     172.924   33.550.909
2131  AVA   3.688.390  ROBLEDO GARCIA ALFONSO                10.101.130   -    27.955.138     244.990   28.430.887
2132  AVA     826.610  ROBLES BARROS RUDYARD ALBERTO          5.545.422   -    19.705.958     114.731   20.289.404
2133  AVA  17.011.546  RODRIGUEZ LUIS ALFONSO                 3.150.410   -    13.155.785      67.294   13.596.867
2134  AVA     170.960  RODRIGUEZ ACEVEDO BUENAVENTURA           480.391   -     1.770.204      10.057    1.822.143
2135  AVA   2.878.626  RODRIGUEZ AGUILAR NARCISO              4.314.213   -    15.897.535      90.317   16.363.774
2136  AVA  20.113.141  CRUZ DE RODRIGUEZ BELEN                2.127.700   -    15.042.407     109.864   15.376.439
2137  AVA     867.691  RODRIGUEZ CASTRO EDUARDO ENRIQUE       8.973.242   -    26.620.354     201.087   27.181.810
2138  AVA      81.914  RODRIGUEZ CORTES LUIS EDUARDO          4.135.206   -    13.021.357      89.253   13.336.467
2139  AVA   3.702.924  RODRIGUEZ CABARCAS MANUEL SALVADOR    13.641.558   -    46.860.292     286.788   48.153.143
2140  AVA     810.471  RODRIGUEZ DE LA HOZ PEDRO MANUEL       9.076.699   -    25.119.999     220.144   25.547.529
2141  AVA   4.607.738  RODRIGUEZ FRANCISCO JAVIER            18.700.948   -    74.106.776     394.209   76.484.876
2142  AVA   2.891.370  RODRIGUEZ GARZON JOSE RAFAEL           5.066.897   -    18.671.117     106.075   19.218.832
2143  AVA     102.436  RODRIGUEZ HERRERA JOSE RAFAEL          7.051.680   -    18.908.709     179.916   19.190.026
2144  AVA     432.365  RODRIGUEZ JOSE OCTAVIO                12.194.481   -    43.333.755     252.296   44.616.847
2145  AVA      77.067  RODRIGUEZ LUIS ANTONIO                14.768.508   -    49.608.560     311.837   50.937.611
2146  AVA      46.863  RODRIGUEZ REYES ALFONSO MARIA RUPERT  36.504.368   -   110.389.976     806.243  112.840.843
2147  AVA     540.891  RODRIGUEZ RENGIFO ANTONIO             21.368.188   -    64.617.852     471.942   66.052.459
2148  AVA      97.025  RODRIGUEZ ROMERO DANIEL               20.045.538   -    60.618.126     442.730   61.963.981
2149  AVA      64.492  RODRIGUEZ PENA LEONARDO                3.879.937   -    11.510.366      86.948   11.753.143
2150  AVA   5.553.337  RODRIGUEZ RODRIGUEZ REINALDO          26.127.674   -   112.151.209      47.275    9.734.474
2151  AVA     810.221  ROJAS BALLESTEROS JOSE IGNACIO         4.395.710   -    13.560.453      95.886   13.875.498
2152  AVA   3.676.427  ROJAS FLOREZ OSCAR ALBERTO            12.133.297   -    45.776.497     254.181   47.176.907
2153  AVA   2.850.137  ROJAS GONZALEZ PABLO ENRIQUE           9.349.582   -    33.224.252     193.437   34.208.028
2154  AVA   4.318.965  ROJAS MONTES JOSE HERNANDO             9.059.111   -    38.885.601     195.306   40.215.786
2155  AVA   2.930.176  ROJAS TUNJANO RICARDO                  4.493.939   -    13.331.887     100.708   13.613.142
2156  AVA   8.212.437  ROLDAN CARVAJAL GUILLERMO              4.606.826   -    18.731.988      97.668   19.346.863
2157  AVA     811.011  ROLONG SAN JUAN GABRIEL                  486.957   -     1.305.750      12.424    1.325.156
2158  AVA     806.782  ROMERO BLANQUICET MAUDILIO            16.952.286   -    58.233.018     356.390   59.839.664
2159  AVA     811.079  ROMERO DE MOYA MOISES ERNESTO         28.282.892   -    95.004.420     597.193   97.549.632
2160  AVA     296.953  ROMERO JOSE VICENTE                    4.779.220   -    18.472.495     100.347   19.051.560
2161  AVA   7.400.028  ROMERO MENDIVIL JAIME                  5.327.075   -    22.245.317     113.789   22.991.261
2162  AVA     811.021  RONCALLO PELAEZ HOMERO RAFAEL          9.972.590   -    26.740.975     254.440   27.138.833
2163  AVA   2.863.524  RONCANCIO ARISTOBULO                   5.048.178   -    18.602.137     105.683   19.147.810
2164  AVA   3.687.358  ROSALES ZAMBRANO OSCAR                93.180.224   -   262.210.336   2.209.923  266.950.966
2165  AVA   1.702.184  ROSTA FERNANDEZ JESUS ANTONIO          5.331.656   -    20.115.270     111.693   20.730.622
2166  AVA     835.142  RUBIANO PADILLA RAFAEL ALFONSO        23.128.574   -    81.266.462     484.712   83.571.315
2167  AVA     122.703  RUBIO ACHURY HUGO ENRIQUE             11.553.255   -    39.686.741     242.886   40.781.776
2168  AVA     801.212  RUBIO CONTRERAS LUIS                  16.107.565   -    52.929.205     342.080   54.303.219
2169  AVA  20.176.620  RUDAS CAJIAO CAROLINA                  3.329.526   -    22.390.024     181.722   22.817.992
2170  AVA     801.702  RUEDA VARGAS GUSTAVO                   4.809.479   -    16.155.412     101.552   16.588.206
2171  AVA   2.866.504  RUGE CARLOS ISRAEL                     7.646.634   -    28.177.246     160.081   29.003.724
2172  AVA     810.505  RUGGIERO LLANOS JOSE ANTONIO           6.982.395   -    18.722.925     178.148   19.001.450
2173  AVA   4.298.607  RUIZ ALVARO ANTONIO                    3.062.562   -    13.145.832      66.026   13.595.525
2174  AVA   2.863.240  RUIZ CASTIBLANCO RAMIRO                2.965.031   -    11.186.466      62.115   11.528.768
2175  AVA   2.895.497  RUIZ CARLOS ENRIQUE                    5.079.117   -    19.631.646     106.643   20.246.898
2176  AVA     810.746  RUIZ GALINDO CESAR AUGUSTO             3.661.468   -     9.673.304      96.107    9.806.591
2177  AVA   2.904.300  RUIZ GAITAN OTILIO                     2.997.682   -    12.188.987      63.553   12.589.089
2178  AVA   1.983.599  RUIZ GUSTAVO                          24.906.056   -    70.085.964     590.688   71.353.041
2179  AVA   3.327.127  RUIZ LOPEZ CAMILO                     14.590.854   -    45.011.750     318.277   46.057.312
2180  AVA     138.695  RUIZ MORALES PEDRO MIGUEL              7.828.444   -    27.506.666     164.063   28.286.818
2181  AVA     837.772  RUIZ OSPINA RAFAEL TORIBIO             4.099.174   -    10.991.720     104.586   11.155.251
2182  AVA   8.224.675  RUIZ PEDRO JOSE                        2.776.456   -    11.594.195      59.306   11.982.878
2183  AVA  17.069.762  RUSINQUE BUSTOS JOSE ANTONIO           9.554.144   -    42.190.976      53.260   11.166.845
2184  AVA   3.688.419  SALAS DE LA HOZ FRANCISCO MANUEL       4.912.659   -    18.988.261     103.148   19.583.349
2185  AVA     867.531  SALAS OROZCO ELEUTERIO ENRIQUE        24.582.098   -    80.776.386     522.056   82.873.364
2186  AVA     867.529  SALAS SOTO EVARISTO ENRIQUE           19.136.222   -    65.735.086     402.303   67.548.692
2187  AVA  22.305.634  SALAZAR BARRETO CARMEN                 1.797.074   -    13.103.699      89.817   13.420.741
2188  AVA     230.593  SALAZAR PALOMA JOSE OLIVO              6.241.107   -    23.546.445     130.745   24.266.741
2189  AVA     883.171  SALAZAR SALCEDO VICENTE                3.898.431   -    12.275.775      84.142   12.572.765
2190  AVA     810.209  SALGUEDO FERNANDEZ EUSEBIO             8.662.415   -    25.698.245     194.122   26.240.321
2191  AVA   2.900.395  SALINAS JAGUA ANDRES                   5.023.356   -    19.906.196     105.891   20.545.091
2192  AVA   8.217.593  SANCHEZ ZAPATA ANGEL CUSTODIO          5.303.928   -    16.362.241     115.697   16.742.312
2193  AVA   8.227.256  SANCHEZ ACEVEDO JUAN DE JESUS          2.129.803   -     8.893.838      45.494    9.192.139
2194  AVA  41.440.150  SANCHEZ AVILES MARINA                  1.284.237   -    12.654.478      64.730   13.078.807
2195  AVA   4.505.910  SANCHEZ CARDONA LUIS ALBERTO          18.205.904   -    59.824.308     386.643   61.377.333
2196  AVA  17.063.684  SANCHEZ DUARTE AZAEL VITALIANO         5.792.459   -    25.579.425     126.252   26.470.831
2197  AVA     805.988  SANCHEZ DURAN LUIS EDUARDO            13.217.354   -    42.503.174     282.735   43.570.127
2198  AVA     508.714  SANCHEZ JIMENEZ BERTIL                13.896.473   -    48.827.793     291.232   50.212.580
2199  AVA     136.431  SANCHEZ MORALES RAFAEL SADY           18.440.372   -    60.594.772     391.622   62.167.721
2200  AVA     147.380  SANCHEZ PORTILLA JOSE TRINIDAD        30.271.228   -   103.985.100     636.396  106.854.080
2201  AVA   1.240.693  SANCHEZ PEDRO JULIO                   11.540.571   -    38.765.669     243.679   39.804.212
2202  AVA   3.335.255  SANCHEZ VELASQUEZ LUIS EDUARDO         6.278.013   -    23.685.681     131.518   24.410.213
2203  AVA     867.753  SANDOVAL CANTILLO MANUEL SALVADOR      5.759.947   -    16.778.412     131.275   17.112.592
2204  AVA  22.292.757  SANDOVAL DE COLLANTE NANCY ESTHER      7.736.219   -    56.410.087     386.652   57.774.770
2205  AVA   2.898.195  SANTANA RINCON LUIS FELIPE            12.360.886   -    43.925.086     255.739   45.225.718

e

2206  AVA   3.697.770  SANTIAGO LARA RAFAEL               873806   400   1 Casado(a)     79   0    04/04/1925  02/03/1948
2207  AVA   3.694.771  SARMIENTO POLO ANGEL MARIA         877402   400   1 Union libre   66   0    23/06/1938  01/04/1960
2208  AVA  17.025.943  SARMIENTO RODRIGUEZ JOAQUIN        877682   400   1 Casado(a)     64   0    20/04/1940  27/07/1964
2209  AVA   6.085.467  SARRIA JESUS MARIA                 878124   400   1 Casado(a)     62   0    27/12/1941  01/02/1960
2210  AVA   3.708.935  SASTRE AYCARDI JUAN                878485   400   1 Casado(a)     65   0    03/02/1939  02/05/1960
2211  AVA   1.910.264  SAYAGO BUITRAGO PEDRO ANTONIO      878846   400   1 Soltero(a)    73   0    11/02/1931  12/12/1955
2212  AVA      70.902  SEGURA CORTES HERNANDO             880283   400   1 Casado(a)     77   0    29/11/1926  04/01/1955
2213  AVA   3.705.982  SENIOR ACOSTA RAFAEL ENRIQUE       880821   400   1 Casado(a)     68   0    18/06/1936  16/09/1957
2214  AVA  27.929.479  SERRANO LAGUADO MARIELA            882803   400   2 Soltero(a)    64   0    10/03/1940  01/11/1960
2215  AVA     867.781  SERRANO RACEDO LUIS ALCIDES        883525   400   1 Casado(a)     75   0    18/10/1928  12/05/1952
2216  AVA   5.551.496  SIERRA GILBERTO                    885054   400   1 Casado(a)     62   0    25/09/1941  21/07/1965
2217  AVA   2.914.384  SIERRA CHAUTA PEDRO JULIO          885500   400   1 Viudo(a)      68   0    03/11/1935  04/07/1960
2218  AVA     809.533  SIERRA MARTINEZ LUIS ENRIQUE       887121   400   1 Casado(a)     72   0    18/08/1931  01/10/1958
2219  AVA     803.709  SILGUERO SILVA RAFAEL              888020   400   1 Casado(a)     70   0    02/08/1933  20/01/1958
2220  AVA     160.862  SILVA GUTIERREZ LUIS ALFONSO       889825   400   1 Casado(a)     71   0    23/01/1933  12/08/1957
2221  AVA     813.317  SILVERA JIMENEZ MOISES             891262   400   1 Casado(a)     86   0    06/04/1918  05/04/1949
2222  AVA     850.967  SILVERA ROMERO JOSE DE LA CRUZ     891623   400   1 Casado(a)     75   0    03/05/1929  13/12/1950
2223  AVA     802.381  SMITH LABRADOR PABLO               892161   400   1 Casado(a)     71   0    28/04/1933  16/02/1955
2224  AVA   3.684.217  SOLANO ALTAMAR OSCAR ENRIQUE       892345   400   1 Union libre   66   0    08/06/1938  16/04/1962
2225  AVA   3.708.465  SOLANO ESCORCIA VICENTE ANGEL      892706   400   1 Casado(a)     87   0    01/10/1916  05/10/1949
2226  AVA     810.313  SOLANO ESCORCIA GUSTAVO ENRIQUE    892883   400   1 Casado(a)     72   0    27/07/1931  16/02/1952
2227  AVA   3.685.498  SOLANO MEDINACELI GUSTAVO ADOLFO   893244   400   1 Casado(a)     77   0    14/11/1926  16/11/1953
2228  AVA  17.057.798  SOLANO VALENZUELA PEDRO PABLO      894025   400   1 Casado(a)     62   0    21/03/1942  07/02/1964
2229  AVA  17.043.368  SORA SALINAS CAMILO                895226   400   1 Union libre   63   0    03/02/1941  13/10/1959
2230  AVA     805.685  SOTO PERDOMO MIGUEL ANGEL          896840   400   1 Casado(a)     79   0    03/08/1924  01/04/1954
2231  AVA   3.470.359  SOTO SERNA MAURO ANTONIO           897201   400   1 Casado(a)     68   0    25/03/1936  01/09/1958
2232  AVA  20.274.486  RIA|O DE SUAREZ BERTHA             899043   400   2 Casado(a)     68   0    07/07/1935  08/03/1965
2233  AVA   3.686.500  SUAREZ GONZALEZ JOSE FRANCISCO     899721   400   1 Casado(a)     82   0    13/03/1922  01/02/1952
2234  AVA     156.944  SUAREZ CANTOR JOSE PAULINO         899905   400   1 Casado(a)     74   0    15/07/1929  01/09/1951
2235  AVA   2.032.489  SUAREZ RUEDA RAMON                 901880   400   1 Casado(a)     67   0    19/04/1937  01/08/1959
2236  AVA     864.530  SUAREZ RUIZ SICARD ANTONIO         902064   400   1 Casado(a)     77   0    14/06/1927  24/12/1954
2237  AVA   2.901.150  SUAREZ SANTANA JOSE PATROCINIO     902322   400   1 Casado(a)     66   0    28/11/1937  01/05/1963
2238  AVA     810.611  SULBARAN ESTRADA MANUEL            904400   400   1 Casado(a)     78   0    06/09/1925  04/07/1955
2239  AVA   5.583.434  TABORDA PEDRO LUIS                 905682   400   1 Union libre   65   0    28/10/1938  16/05/1962
2240  AVA   3.709.777  TAFUR MONTESINO RAFAEL EMILIO      905774   400   1 Casado(a)     65   0    11/06/1939  02/03/1960
2241  AVA   3.698.644  TAIBEL MORALES JESUS M             906113   400   1 Casado(a)     79   0    15/01/1925  01/02/1952
2242  AVA   3.704.073  TAPIA OROZCO JOAQUIN VICENTE       907303   400   1 Casado(a)     78   0    06/05/1926  19/05/1950
2243  AVA   3.704.472  TEJEDA VALENCIA JOSE ISABEL        909510   400   1 Casado(a)     69   0    13/11/1934  01/02/1955
2244  AVA   2.850.885  TELLEZ ALMANZA MISAEL              909856   400   1 Casado(a)     68   0    28/03/1936  28/12/1959
2245  AVA   6.051.654  TELLO COLLAZOS LUIS ALBERTO        910195   400   1 Casado(a)     74   0    09/08/1929  18/11/1958
2246  AVA   3.709.428  TOLEDO RIVERA CARLOS ALBERTO       913592   400   1 Casado(a)     76   0    23/12/1927  16/01/1952
2247  AVA   4.033.337  TOLOSA OSPINA JAIME                913931   400   1 Casado(a)     65   0    07/03/1939  01/06/1958
2248  AVA   2.317.843  TORO ALARCON ALVARO                914270   400   1 Casado(a)     71   0    20/08/1932  07/11/1955
2249  AVA     278.659  TORO LUIS ALBERTO                  914863   400   1 Casado(a)     68   0    30/04/1936  15/04/1963
2250  AVA     810.252  TORO RENDON CARLOS                 915121   400   1 Union libre   73   0    15/01/1931  16/02/1951
2251  AVA     830.341  TORRES AGUILERA ARMANDO ISIDRO     915460   400   1 Casado(a)     68   0    15/05/1936  01/07/1958
2252  AVA      60.119  TORRES BEJARANO ARTURO             916484   400   1 Viudo(a)      78   0    12/08/1925  29/07/1952
2253  AVA      48.100  TORRES CARDENAS LUIS FELIPE        917674   400   1 Casado(a)     76   0    24/08/1927  06/07/1959
2254  AVA   2.921.809  TORRES CANTOR PRISCILIANO          917840   400   1 Casado(a)     65   0    22/07/1938  13/06/1960
2255  AVA     812.305  TORRES CARO VICTOR ANTONIO         918013   400   1 Casado(a)     83   0    09/09/1920  02/03/1953
2256  AVA      60.311  TORRES DURAN LIBARDO ELIAS         918525   400   1 Casado(a)     81   0    27/08/1922  20/05/1947
2257  AVA     810.510  TORRES DE LA TORRE MANUEL          918864   400   1 Casado(a)     72   0    26/09/1931  01/06/1951
2258  AVA   2.564.427  TORRES HERMIDA ALFONSO             920566   400   1 Casado(a)     64   0    28/07/1939  03/06/1962
2259  AVA     802.995  TORRES MANJARRES RAUL ALBERTO      922600   400   1 Casado(a)     78   0    15/02/1926  25/06/1956
2260  AVA     534.338  TORRES OROZCO FABIO DE JESUS       922773   400   1 Casado(a)     77   0    15/01/1927  24/04/1952
2261  AVA     810.899  TORRES FUENTES ROGER               924302   400   1 Casado(a)     71   0    19/01/1933  30/07/1953
2262  AVA   1.683.138  TORRES SUAREZ FLORENTINO           924814   400   1 Casado(a)     70   0    27/09/1933  03/06/1957
2263  AVA   3.679.494  TORRES SAMUEL                      925326   400   1 Union libre   69   0    17/02/1935  02/03/1960
2264  AVA   6.038.379  TRIANA RODRIGUEZ HECTOR MANUEL     928896   400   1 Casado(a)     66   0    18/06/1938  17/08/1959
2265  AVA  17.016.200  TRIVINO SANCHEZ JOSE RAMOS         929401   400   1 Casado(a)     66   0    17/09/1937  06/11/1961
2266  AVA   3.043.927  TRUJILLO ALFREDO                   930145   400   1 Casado(a)     63   0    01/09/1940  09/05/1966
2267  AVA     867.964  TURIZO KLEVER HEBERTO HERNAN       933144   400   1 Casado(a)     69   0    11/09/1934  18/03/1957
2268  AVA      60.076  URICOCHEA MARTINEZ ALFONSO         937565   400   1 Casado(a)     80   0    14/01/1924  04/11/1949
2269  AVA      77.103  URICOECHEA MARTINEZ MARIO          937624   400   1 Casado(a)     83   0    11/02/1921  01/06/1956
2270  AVA     129.540  URREGO MAHECHA JOSE JAIRO          938070   400   1 Casado(a)     71   0    14/02/1933  10/08/1950
2271  AVA   3.701.582  URUETA LOPEZ EUGENIO RAFAEL        938582   400   1 Casado(a)     65   0    08/01/1939  16/10/1961
2272  AVA   6.240.663  VALENCIA AROSEMENA AGOBARDO        941964   400   1 Casado(a)          0    10/08/1941  01/07/1965
2273  AVA   6.048.050  VALENCIA GIL ARCESIO               942664   400   1 Union libre   69   0    23/03/1935  05/12/1960
2274  AVA   8.235.884  VALENCIA VALENCIA FERNANDO         943946   400   1 Casado(a)     62   0    11/05/1942  20/04/1964
2275  AVA   3.712.970  VALERA MIRANDA HERIBERTO           944532   400   1 Union libre   65   0    24/02/1939  04/04/1960
2276  AVA   2.861.044  VALLE AVILA JULIO ANDRES           944871   400   1 Casado(a)     70   0    25/10/1933  01/09/1980
2277  AVA     263.284  VALBUENA BONILLA ZABULON           946201   400   1 Casado(a)     82   0    11/02/1922  11/02/1977
2278  AVA      25.494  VANEGAS ECHEVERRY JAIME            947251   400   1 Casado(a)     76   0    09/04/1928  20/01/1948
2279  AVA      19.401  VARGAS CUESTAS FIDEL               950482   400   1 Casado(a)     85   0    23/03/1919  27/09/1954
2280  AVA   2.915.920  VARGAS CABALLERO QUERUBIN          951020   400   1 Casado(a)     66   0    22/06/1938  11/09/1963
2281  AVA   3.677.055  VARGAS GALLARDO CARLOS VICENTE     951333   400   1 Casado(a)     66   0    13/12/1937  02/01/1961
2282  AVA   3.705.853  VARGAS GALLARDO PROTO JACINTO      951786   400   1 Casado(a)     65   0    11/09/1938  06/08/1962
2283  AVA      92.579  VARGAS RODRIGUEZ HERNANDO          952523   400   1 Casado(a)     72   0    05/05/1932  10/06/1953
2284  AVA   3.332.657  VARGAS ISAZA JOSE MANUEL           952696   400   1 Casado(a)     70   0    20/02/1934  02/05/1973
2285  AVA     802.964  VARGAS MELENDEZ RICARDO            953713   400   1 Casado(a)     71   0    03/04/1933  25/07/1956
2286  AVA  17.033.813  VARGAS RATIVA JOSE ISRAEL          954391   400   1 Casado(a)     63   0    15/12/1940  28/08/1956
2287  AVA   2.939.802  VARGAS ROA JULIO ERNESTO           954564   400   1 Casado(a)     65   0    23/03/1939  23/04/1962
2288  AVA     801.898  VARTIKOVSKY ZABALA ISRAEL          956266   400   1 Casado(a)     72   0    24/09/1931  01/09/1951
2289  AVA  17.013.437  VASQUEZ BELLO ALFREDO              956675   400   1 Casado(a)     64   0    04/10/1939  19/11/1962
2290  AVA   2.897.504  VASQUEZ GUZMAN JOSE CAPITOLINO     957622   400   1 Casado(a)     65   0    24/07/1938  01/12/1959

2206  AVA   3.697.770  SANTIAGO LARA RAFAEL               JUBILACION  COMPARTIDA    299.173   26.740.654  13.978.783   -
2207  AVA   3.694.771  SARMIENTO POLO ANGEL MARIA         JUBILACION  COMPARTIDA    105.924   15.392.455   5.372.268   -
2208  AVA  17.025.943  SARMIENTO RODRIGUEZ JOAQUIN        JUBILACION  COMPARTIDA    107.122   16.497.837   5.380.658   -
2209  AVA   6.085.467  SARRIA JESUS MARIA                 JUBILACION  COMPARTIDA     85.259   13.865.513   4.211.331   -
2210  AVA   3.708.935  SASTRE AYCARDI JUAN                JUBILACION  COMPARTIDA    151.685   22.702.852   7.662.820   -
2211  AVA   1.910.264  SAYAGO BUITRAGO PEDRO ANTONIO      JUBILACION  COMPARTIDA    262.423   30.080.582  13.158.700   -
2212  AVA      70.902  SEGURA CORTES HERNANDO             JUBILACION  COMPARTIDA    182.774   17.836.802   8.812.558   -
2213  AVA   3.705.982  SENIOR ACOSTA RAFAEL ENRIQUE       JUBILACION  COMPARTIDA    148.292   20.252.954   7.543.221   -
2214  AVA  27.929.479  SERRANO LAGUADO MARIELA            JUBILACION  COMPARTIDA    270.550   43.530.388   5.954.451   -
2215  AVA     867.781  SERRANO RACEDO LUIS ALCIDES        JUBILACION  COMPARTIDA    165.039   17.498.018   8.142.774   -
2216  AVA   5.551.496  SIERRA GILBERTO                    JUBILACION  COMPARTIDA     90.506   14.718.823   4.470.505   -
2217  AVA   2.914.384  SIERRA CHAUTA PEDRO JULIO          JUBILACION  COMPARTIDA     96.037   13.116.237   4.885.148   -
2218  AVA     809.533  SIERRA MARTINEZ LUIS ENRIQUE       JUBILACION  COMPARTIDA     99.952   11.891.914   5.040.918   -
2219  AVA     803.709  SILGUERO SILVA RAFAEL              JUBILACION  COMPARTIDA  1.329.394  169.800.272  67.550.408   -
2220  AVA     160.862  SILVA GUTIERREZ LUIS ALFONSO       JUBILACION  COMPARTIDA    740.225   91.304.952  37.495.160   -
2221  AVA     813.317  SILVERA JIMENEZ MOISES             JUBILACION  COMPARTIDA    212.934   13.445.753   8.380.359   -
2222  AVA     850.967  SILVERA ROMERO JOSE DE LA CRUZ     JUBILACION  COMPARTIDA    116.856   12.389.486   5.765.498   -
2223  AVA     802.381  SMITH LABRADOR PABLO               JUBILACION  COMPARTIDA    408.109   50.339.252  20.672.246   -
2224  AVA   3.684.217  SOLANO ALTAMAR OSCAR ENRIQUE       JUBILACION  COMPARTIDA     75.880   11.026.580   3.848.492   -
2225  AVA   3.708.465  SOLANO ESCORCIA VICENTE ANGEL      JUBILACION  COMPARTIDA    160.341    9.585.823   6.109.105   -
2226  AVA     810.313  SOLANO ESCORCIA GUSTAVO ENRIQUE    JUBILACION  COMPARTIDA    506.677   60.282.532  25.553.436   -
2227  AVA   3.685.498  SOLANO MEDINACELI GUSTAVO ADOLFO   JUBILACION  COMPARTIDA    286.901   27.998.492  13.833.103   -
2228  AVA  17.057.798  SOLANO VALENZUELA PEDRO PABLO      JUBILACION  COMPARTIDA     89.662   14.581.564   4.428.816   -
2229  AVA  17.043.368  SORA SALINAS CAMILO                JUBILACION  COMPARTIDA     70.820   11.212.962   3.530.644   -
2230  AVA     805.685  SOTO PERDOMO MIGUEL ANGEL          JUBILACION  COMPARTIDA    354.227   31.661.484  16.551.169   -
2231  AVA   3.470.359  SOTO SERNA MAURO ANTONIO           JUBILACION  COMPARTIDA    179.261   24.482.540   9.118.532   -
2232  AVA  20.274.486  RIA|O DE SUAREZ BERTHA             JUBILACION  COMPARTIDA    353.403   50.518.700   7.711.303   -
2233  AVA   3.686.500  SUAREZ GONZALEZ JOSE FRANCISCO     JUBILACION  COMPARTIDA     40.812    3.167.265   1.791.920   -
2234  AVA     156.944  SUAREZ CANTOR JOSE PAULINO         JUBILACION  COMPARTIDA    248.223   27.379.680  12.357.068   -
2235  AVA   2.032.489  SUAREZ RUEDA RAMON                 JUBILACION  COMPARTIDA    152.902   21.551.438   7.772.448   -
2236  AVA     864.530  SUAREZ RUIZ SICARD ANTONIO         JUBILACION  COMPARTIDA    211.863   20.675.580  10.215.102   -
2237  AVA   2.901.150  SUAREZ SANTANA JOSE PATROCINIO     JUBILACION  COMPARTIDA     98.504   14.314.211   4.995.939   -
2238  AVA     810.611  SULBARAN ESTRADA MANUEL            JUBILACION  COMPARTIDA    165.284   15.446.456   7.854.248   -
2239  AVA   5.583.434  TABORDA PEDRO LUIS                 JUBILACION  COMPARTIDA    209.341   31.332.288  10.575.483   -
2240  AVA   3.709.777  TAFUR MONTESINO RAFAEL EMILIO      JUBILACION  COMPARTIDA    176.723   26.450.318   8.927.688   -
2241  AVA   3.698.644  TAIBEL MORALES JESUS M             JUBILACION  COMPARTIDA    328.521   29.363.834  15.350.062   -
2242  AVA   3.704.073  TAPIA OROZCO JOAQUIN VICENTE       JUBILACION  COMPARTIDA    110.945   10.368.258   5.272.074   -
2243  AVA   3.704.472  TEJEDA VALENCIA JOSE ISABEL        JUBILACION  COMPARTIDA     39.469    5.187.557   2.031.504   -
2244  AVA   2.850.885  TELLEZ ALMANZA MISAEL              JUBILACION  COMPARTIDA     92.510   12.634.537   4.705.739   -
2245  AVA   6.051.654  TELLO COLLAZOS LUIS ALBERTO        JUBILACION  COMPARTIDA      8.725      962.391     434.349   -
2246  AVA   3.709.428  TOLEDO RIVERA CARLOS ALBERTO       JUBILACION  COMPARTIDA    550.148   55.995.700  26.857.366   -
2247  AVA   4.033.337  TOLOSA OSPINA JAIME                JUBILACION  COMPARTIDA    934.498  139.867.296  47.208.948   -
2248  AVA   2.317.843  TORO ALARCON ALVARO                JUBILACION  COMPARTIDA    238.690   29.441.832  12.090.540   -
2249  AVA     278.659  TORO LUIS ALBERTO                  JUBILACION  COMPARTIDA    174.262   23.799.804   8.864.246   -
2250  AVA     810.252  TORO RENDON CARLOS                 JUBILACION  COMPARTIDA    584.051   66.947.612  29.286.122   -
2251  AVA     830.341  TORRES AGUILERA ARMANDO ISIDRO     JUBILACION  COMPARTIDA    107.102   14.627.438   5.447.995   -
2252  AVA      60.119  TORRES BEJARANO ARTURO             JUBILACION  COMPARTIDA    563.096   52.632.592  26.758.156   -
2253  AVA      48.100  TORRES CARDENAS LUIS FELIPE        JUBILACION  COMPARTIDA    331.390   33.729.860  16.177.942   -
2254  AVA   2.921.809  TORRES CANTOR PRISCILIANO          JUBILACION  COMPARTIDA    109.312   16.360.842   5.522.221   -
2255  AVA     812.305  TORRES CARO VICTOR ANTONIO         JUBILACION  COMPARTIDA     45.152    3.334.300   1.934.837   -
2256  AVA      60.311  TORRES DURAN LIBARDO ELIAS         JUBILACION  COMPARTIDA    720.277   58.667.192  32.341.110   -
2257  AVA     810.510  TORRES DE LA TORRE MANUEL          JUBILACION  COMPARTIDA    316.978   37.712.852  15.986.273   -
2258  AVA   2.564.427  TORRES HERMIDA ALFONSO             JUBILACION  COMPARTIDA    774.962  119.351.736  38.925.764   -
2259  AVA     802.995  TORRES MANJARRES RAUL ALBERTO      JUBILACION  COMPARTIDA    458.424   42.841.572  21.784.176   -
2260  AVA     534.338  TORRES OROZCO FABIO DE JESUS       JUBILACION  COMPARTIDA    200.911   19.606.782   9.687.043   -
2261  AVA     810.899  TORRES FUENTES ROGER               JUBILACION  COMPARTIDA    344.887   42.540.976  17.469.816   -
2262  AVA   1.683.138  TORRES SUAREZ FLORENTINO           JUBILACION  COMPARTIDA    227.999   29.121.758  11.585.298   -
2263  AVA   3.679.494  TORRES SAMUEL                      JUBILACION  COMPARTIDA    325.382   42.766.160  16.747.698   -
2264  AVA   6.038.379  TRIANA RODRIGUEZ HECTOR MANUEL     JUBILACION  COMPARTIDA    107.182   15.575.263   5.436.070   -
2265  AVA  17.016.200  TRIVINO SANCHEZ JOSE RAMOS         JUBILACION  COMPARTIDA    138.046   20.060.298   7.001.435   -
2266  AVA   3.043.927  TRUJILLO ALFREDO                   JUBILACION  COMPARTIDA     75.055   11.883.492   3.741.775   -
2267  AVA     867.964  TURIZO KLEVER HEBERTO HERNAN       JUBILACION  COMPARTIDA    222.065   29.186.826  11.429.881   -
2268  AVA      60.076  URICOCHEA MARTINEZ ALFONSO         JUBILACION  COMPARTIDA    242.418   20.697.326  11.109.535   -
2269  AVA      77.103  URICOECHEA MARTINEZ MARIO          JUBILACION  COMPARTIDA  1.204.364   88.937.616  51.608.968   -
2270  AVA     129.540  URREGO MAHECHA JOSE JAIRO          JUBILACION  COMPARTIDA    619.980   76.473.032  31.404.304   -
2271  AVA   3.701.582  URUETA LOPEZ EUGENIO RAFAEL        JUBILACION  COMPARTIDA    135.836   20.330.716   6.862.160   -
2272  AVA   6.240.663  VALENCIA AROSEMENA AGOBARDO        JUBILACION  COMPARTIDA
2273  AVA   6.048.050  VALENCIA GIL ARCESIO               JUBILACION  COMPARTIDA    226.667   29.791.686  11.666.750   -
2274  AVA   8.235.884  VALENCIA VALENCIA FERNANDO         JUBILACION  COMPARTIDA     54.072    8.793.629   2.670.863   -
2275  AVA   3.712.970  VALERA MIRANDA HERIBERTO           JUBILACION  COMPARTIDA    118.839   17.786.758   6.003.506   -
2276  AVA   2.861.044  VALLE AVILA JULIO ANDRES           JUBILACION  COMPARTIDA  1.814.534  231.766.032  92.201.792   -
2277  AVA     263.284  VALBUENA BONILLA ZABULON           JUBILACION  COMPARTIDA     15.327    1.189.471     672.958   -
2278  AVA      25.494  VANEGAS ECHEVERRY JAIME            JUBILACION  COMPARTIDA    768.488   78.218.992  37.516.384   -
2279  AVA      19.401  VARGAS CUESTAS FIDEL               JUBILACION  COMPARTIDA    359.335   23.936.430  14.578.324   -
2280  AVA   2.915.920  VARGAS CABALLERO QUERUBIN          JUBILACION  COMPARTIDA    246.434   35.810.812  12.498.671   -
2281  AVA   3.677.055  VARGAS GALLARDO CARLOS VICENTE     JUBILACION  COMPARTIDA    128.243   18.635.764   6.504.245   -
2282  AVA   3.705.853  VARGAS GALLARDO PROTO JACINTO      JUBILACION  COMPARTIDA    122.151   18.282.470   6.170.822   -
2283  AVA      92.579  VARGAS RODRIGUEZ HERNANDO          JUBILACION  COMPARTIDA    551.881   65.660.732  27.833.228   -
2284  AVA   3.332.657  VARGAS ISAZA JOSE MANUEL           JUBILACION  COMPARTIDA    382.678   48.878.532  19.444.992   -
2285  AVA     802.964  VARGAS MELENDEZ RICARDO            JUBILACION  COMPARTIDA    100.499   12.396.308   5.090.650   -
2286  AVA  17.033.813  VARGAS RATIVA JOSE ISRAEL          JUBILACION  COMPARTIDA     91.957   14.559.593   4.584.403   -
2287  AVA   2.939.802  VARGAS ROA JULIO ERNESTO           JUBILACION  COMPARTIDA     80.470   12.044.029   4.065.182   -
2288  AVA     801.898  VARTIKOVSKY ZABALA ISRAEL          JUBILACION  COMPARTIDA    403.671   48.027.264  20.358.494   -
2289  AVA  17.013.437  VASQUEZ BELLO ALFREDO              JUBILACION  COMPARTIDA     62.656    9.649.638   3.147.164   -
2290  AVA   2.897.504  VASQUEZ GUZMAN JOSE CAPITOLINO     JUBILACION  COMPARTIDA    173.790   26.011.332   8.779.519   -

2206  AVA   3.697.770  SANTIAGO LARA RAFAEL                40.719.437      -      -      -     -       26.740.654   13.978.783
2207  AVA   3.694.771  SARMIENTO POLO ANGEL MARIA          20.764.723      -      -      -     -       15.392.455    5.372.268
2208  AVA  17.025.943  SARMIENTO RODRIGUEZ JOAQUIN         21.878.495      -      -      -     -       16.497.837    5.380.658
2209  AVA   6.085.467  SARRIA JESUS MARIA                  18.076.844      -      -      -     -       13.865.513    4.211.331
2210  AVA   3.708.935  SASTRE AYCARDI JUAN                 30.365.672      -      -      -     -       22.702.852    7.662.820
2211  AVA   1.910.264  SAYAGO BUITRAGO PEDRO ANTONIO       43.239.282      -      -      -     -       30.080.582   13.158.700
2212  AVA      70.902  SEGURA CORTES HERNANDO              26.649.360      -      -      -     -       17.836.802    8.812.558
2213  AVA   3.705.982  SENIOR ACOSTA RAFAEL ENRIQUE        27.796.175      -      -      -     -       20.252.954    7.543.221
2214  AVA  27.929.479  SERRANO LAGUADO MARIELA             49.484.839      -      -      -     -       43.530.388    5.954.451
2215  AVA     867.781  SERRANO RACEDO LUIS ALCIDES         25.640.792      -      -      -     -       17.498.018    8.142.774
2216  AVA   5.551.496  SIERRA GILBERTO                     19.189.328      -      -      -     -       14.718.823    4.470.505
2217  AVA   2.914.384  SIERRA CHAUTA PEDRO JULIO           18.001.385      -      -      -     -       13.116.237    4.885.148
2218  AVA     809.533  SIERRA MARTINEZ LUIS ENRIQUE        16.932.832      -      -      -     -       11.891.914    5.040.918
2219  AVA     803.709  SILGUERO SILVA RAFAEL              237.350.680      -      -      -     -      169.800.272   67.550.408
2220  AVA     160.862  SILVA GUTIERREZ LUIS ALFONSO       128.800.112      -      -      -     -       91.304.952   37.495.160
2221  AVA     813.317  SILVERA JIMENEZ MOISES              21.826.112      -      -      -     -       13.445.753    8.380.359
2222  AVA     850.967  SILVERA ROMERO JOSE DE LA CRUZ      18.154.984      -      -      -     -       12.389.486    5.765.498
2223  AVA     802.381  SMITH LABRADOR PABLO                71.011.498      -      -      -     -       50.339.252   20.672.246
2224  AVA   3.684.217  SOLANO ALTAMAR OSCAR ENRIQUE        14.875.072      -      -      -     -       11.026.580    3.848.492
2225  AVA   3.708.465  SOLANO ESCORCIA VICENTE ANGEL       15.694.928      -      -      -     -        9.585.823    6.109.105
2226  AVA     810.313  SOLANO ESCORCIA GUSTAVO ENRIQUE     85.835.968      -      -      -     -       60.282.532   25.553.436
2227  AVA   3.685.498  SOLANO MEDINACELI GUSTAVO ADOLFO    41.831.595      -      -      -     -       27.998.492   13.833.103
2228  AVA  17.057.798  SOLANO VALENZUELA PEDRO PABLO       19.010.380      -      -      -     -       14.581.564    4.428.816
2229  AVA  17.043.368  SORA SALINAS CAMILO                 14.743.606      -      -      -     -       11.212.962    3.530.644
2230  AVA     805.685  SOTO PERDOMO MIGUEL ANGEL           48.212.653      -      -      -     -       31.661.484   16.551.169
2231  AVA   3.470.359  SOTO SERNA MAURO ANTONIO            33.601.072      -      -      -     -       24.482.540    9.118.532
2232  AVA  20.274.486  RIA|O DE SUAREZ BERTHA              58.230.003      -      -      -     -       50.518.700    7.711.303
2233  AVA   3.686.500  SUAREZ GONZALEZ JOSE FRANCISCO       4.959.185      -      -      -     -        3.167.265    1.791.920
2234  AVA     156.944  SUAREZ CANTOR JOSE PAULINO          39.736.748      -      -      -     -       27.379.680   12.357.068
2235  AVA   2.032.489  SUAREZ RUEDA RAMON                  29.323.886      -      -      -     -       21.551.438    7.772.448
2236  AVA     864.530  SUAREZ RUIZ SICARD ANTONIO          30.890.682      -      -      -     -       20.675.580   10.215.102
2237  AVA   2.901.150  SUAREZ SANTANA JOSE PATROCINIO      19.310.150      -      -      -     -       14.314.211    4.995.939
2238  AVA     810.611  SULBARAN ESTRADA MANUEL             23.300.704      -      -      -     -       15.446.456    7.854.248
2239  AVA   5.583.434  TABORDA PEDRO LUIS                  41.907.771      -      -      -     -       31.332.288   10.575.483
2240  AVA   3.709.777  TAFUR MONTESINO RAFAEL EMILIO       35.378.006      -      -      -     -       26.450.318    8.927.688
2241  AVA   3.698.644  TAIBEL MORALES JESUS M              44.713.896      -      -      -     -       29.363.834   15.350.062
2242  AVA   3.704.073  TAPIA OROZCO JOAQUIN VICENTE        15.640.332      -      -      -     -       10.368.258    5.272.074
2243  AVA   3.704.472  TEJEDA VALENCIA JOSE ISABEL          7.219.061      -      -      -     -        5.187.557    2.031.504
2244  AVA   2.850.885  TELLEZ ALMANZA MISAEL               17.340.276      -      -      -     -       12.634.537    4.705.739
2245  AVA   6.051.654  TELLO COLLAZOS LUIS ALBERTO          1.396.740      -      -      -     -          962.391      434.349
2246  AVA   3.709.428  TOLEDO RIVERA CARLOS ALBERTO        82.853.066      -      -      -     -       55.995.700   26.857.366
2247  AVA   4.033.337  TOLOSA OSPINA JAIME                187.076.244      -      -      -     -      139.867.296   47.208.948
2248  AVA   2.317.843  TORO ALARCON ALVARO                 41.532.372      -      -      -     -       29.441.832   12.090.540
2249  AVA     278.659  TORO LUIS ALBERTO                   32.664.050      -      -      -     -       23.799.804    8.864.246
2250  AVA     810.252  TORO RENDON CARLOS                  96.233.734      -      -      -     -       66.947.612   29.286.122
2251  AVA     830.341  TORRES AGUILERA ARMANDO ISIDRO      20.075.433      -      -      -     -       14.627.438    5.447.995
2252  AVA      60.119  TORRES BEJARANO ARTURO              79.381.748      -      -      -     -       52.623.592   26.758.156
2253  AVA      48.100  TORRES CARDENAS LUIS FELIPE         49.907.802      -      -      -     -       33.729.860   16.177.942
2254  AVA   2.921.809  TORRES CANTOR PRISCILIANO           21.883.063      -      -      -     -       16.360.842    5.522.221
2255  AVA     812.305  TORRES CARO VICTOR ANTONIO           5.269.137      -      -      -     -        3.334.300    1.934.837
2256  AVA      60.311  TORRES DURAN LIBARDO ELIAS          91.008.302      -      -      -     -       58.667.192   32.341.110
2257  AVA     810.510  TORRES DE LA TORRE MANUEL           53.699.125      -      -      -     -       37.712.852   15.986.273
2258  AVA   2.564.427  TORRES HERMIDA ALFONSO             158.277.500      -      -      -     -      119.351.736   38.925.764
2259  AVA     802.995  TORRES MANJARRES RAUL ALBERTO       64.625.748      -      -      -     -       42.841.572   21.784.176
2260  AVA     534.338  TORRES OROZCO FABIO DE JESUS        29.293.825      -      -      -     -       19.606.782    9.687.043
2261  AVA     810.899  TORRES FUENTES ROGER                60.010.792      -      -      -     -       42.540.976   17.469.816
2262  AVA   1.683.138  TORRES SUAREZ FLORENTINO            40.707.056      -      -      -     -       29.121.758   11.585.298
2263  AVA   3.679.494  TORRES SAMUEL                       59.513.858      -      -      -     -       42.766.160   16.747.698
2264  AVA   6.038.379  TRIANA RODRIGUEZ HECTOR MANUEL      21.011.333      -      -      -     -       15.575.263    5.436.070
2265  AVA  17.016.200  TRIVINO SANCHEZ JOSE RAMOS          27.061.733      -      -      -     -       20.060.298    7.001.435
2266  AVA   3.043.927  TRUJILLO ALFREDO                    15.625.267      -      -      -     -       11.883.492    3.741.775
2267  AVA     867.964  TURIZO KLEVER HEBERTO HERNAN        40.616.707      -      -      -     -       29.186.826   11.429.881
2268  AVA      60.076  URICOCHEA MARTINEZ ALFONSO          31.806.861      -      -      -     -       20.697.326   11.109.535
2269  AVA      77.103  URICOECHEA MARTINEZ MARIO          140.546.584      -      -      -     -       88.937.616   51.608.968
2270  AVA     129.540  URREGO MAHECHA JOSE JAIRO          107.877.336      -      -      -     -       76.473.032   31.404.304
2271  AVA   3.701.582  URUETA LOPEZ EUGENIO RAFAEL         27.192.876      -      -      -     -       20.330.716    6.862.160
2272  AVA   6.240.663  VALENCIA AROSEMENA AGOBARDO
2273  AVA   6.048.050  VALENCIA GIL ARCESIO                41.458.436      -      -      -     -       29.791.686   11.666.750
2274  AVA   8.235.884  VALENCIA VALENCIA FERNANDO          11.464.492      -      -      -     -        8.793.629    2.670.863
2275  AVA   3.712.970  VALERA MIRANDA HERIBERTO            23.790.264      -      -      -     -       17.786.758    6.003.506
2276  AVA   2.861.044  VALLE AVILA JULIO ANDRES           323.967.824      -      -      -     -      231.766.032   92.201.792
2277  AVA     263.284  VALBUENA BONILLA ZABULON             1.862.429      -      -      -     -        1.189.471      672.958
2278  AVA      25.494  VANEGAS ECHEVERRY JAIME            115.735.376      -      -      -     -       78.218.992   37.516.384
2279  AVA      19.401  VARGAS CUESTAS FIDEL                38.514.754      -      -      -     -       23.936.430   14.578.324
2280  AVA   2.915.920  VARGAS CABALLERO QUERUBIN           48.309.483      -      -      -     -       35.810.812   12.498.671
2281  AVA   3.677.055  VARGAS GALLARDO CARLOS VICENTE      25.140.009      -      -      -     -       18.635.764    6.504.245
2282  AVA   3.705.853  VARGAS GALLARDO PROTO JACINTO       24.453.292      -      -      -     -       18.282.470    6.170.822
2283  AVA      92.579  VARGAS RODRIGUEZ HERNANDO           93.493.960      -      -      -     -       65.660.732   27.833.228
2284  AVA   3.332.657  VARGAS ISAZA JOSE MANUEL            68.323.524      -      -      -     -       48.878.532   19.444.992
2285  AVA     802.964  VARGAS MELENDEZ RICARDO             17.486.958      -      -      -     -       12.396.308    5.090.650
2286  AVA  17.033.813  VARGAS RATIVA JOSE ISRAEL           19.143.996      -      -      -     -       14.559.593    4.584.403
2287  AVA   2.939.802  VARGAS ROA JULIO ERNESTO            16.109.211      -      -      -     -       12.044.029    4.065.182
2288  AVA     801.898  VARTIKOVSKY ZABALA ISRAEL           68.385.758      -      -      -     -       48.027.264   20.358.494
2289  AVA  17.013.437  VASQUEZ BELLO ALFREDO               12.796.802      -      -      -     -        9.649.638    3.147.164
2290  AVA   2.897.504  VASQUEZ GUZMAN JOSE CAPITOLINO      34.790.851      -      -      -     -       26.011.332    8.779.519

2206  AVA   3.697.770  SANTIAGO LARA RAFAEL                 -      40.719.437     318.589     41.530.251
2207  AVA   3.694.771  SARMIENTO POLO ANGEL MARIA           -      20.764.723     112.799     21.415.657
2208  AVA  17.025.943  SARMIENTO RODRIGUEZ JOAQUIN          -      21.878.495     114.074     22.596.694
2209  AVA   6.085.467  SARRIA JESUS MARIA                   -      18.076.844      90.792     18.695.133
2210  AVA   3.708.935  SASTRE AYCARDI JUAN                  -      30.365.672     161.529     31.340.038
2211  AVA   1.910.264  SAYAGO BUITRAGO PEDRO ANTONIO        -      43.239.282     279.454     44.361.702
2212  AVA      70.902  SEGURA CORTES HERNANDO               -      26.649.360     194.636     27.241.031
2213  AVA   3.705.982  SENIOR ACOSTA RAFAEL ENRIQUE         -      27.796.175     157.916     28.611.464
2214  AVA  27.929.479  SERRANO LAGUADO MARIELA              -      49.484.839     288.109     50.950.132
2215  AVA     867.781  SERRANO RACEDO LUIS ALCIDES          -      25.640.792     175.750     26.261.124
2216  AVA   5.551.496  SIERRA GILBERTO                      -      19.189.328      96.380     19.845.767
2217  AVA   2.914.384  SIERRA CHAUTA PEDRO JULIO            -      18.001.385     102.270     18.529.437
2218  AVA     809.533  SIERRA MARTINEZ LUIS ENRIQUE         -      16.932.832     106.439     17.386.483
2219  AVA     803.709  SILGUERO SILVA RAFAEL                -     237.350.680   1.415.672    244.082.192
2220  AVA     160.862  SILVA GUTIERREZ LUIS ALFONSO         -     128.800.112     788.266    132.353.816
2221  AVA     813.317  SILVERA JIMENEZ MOISES               -      21.826.112     226.753     22.103.067
2222  AVA     850.967  SILVERA ROMERO JOSE DE LA CRUZ       -      18.154.984     124.440     18.594.219
2223  AVA     802.381  SMITH LABRADOR PABLO                 -      71.011.498     434.595     72.970.681
2224  AVA   3.684.217  SOLANO ALTAMAR OSCAR ENRIQUE         -      14.875.072      80.805     15.341.378
2225  AVA   3.708.465  SOLANO ESCORCIA VICENTE ANGEL        -      15.694.928     170.747     15.876.674
2226  AVA     810.313  SOLANO ESCORCIA GUSTAVO ENRIQUE      -      85.835.968     539.560     88.135.464
2227  AVA   3.685.498  SOLANO MEDINACELI GUSTAVO ADOLFO     -      41.831.595     305.521     42.760.366
2228  AVA  17.057.798  SOLANO VALENZUELA PEDRO PABLO        -      19.010.380      95.481     19.660.653
2229  AVA  17.043.368  SORA SALINAS CAMILO                  -      14.743.606      75.416     15.237.929
2230  AVA     805.685  SOTO PERDOMO MIGUEL ANGEL            -      48.212.653     377.216     49.172.679
2231  AVA   3.470.359  SOTO SERNA MAURO ANTONIO             -      33.601.072     190.895     34.586.652
2232  AVA  20.274.486  RIA|O DE SUAREZ BERTHA               -      58.230.003     376.339     59.741.639
2233  AVA   3.686.500  SUAREZ GONZALEZ JOSE FRANCISCO       -       4.959.185      43.461      5.043.614
2234  AVA     156.944  SUAREZ CANTOR JOSE PAULINO           -      39.736.748     264.333     40.734.335
2235  AVA   2.032.489  SUAREZ RUEDA RAMON                   -      29.323.886     162.825     30.220.905
2236  AVA     864.530  SUAREZ RUIZ SICARD ANTONIO           -      30.890.682     225.613     31.576.536
2237  AVA   2.901.150  SUAREZ SANTANA JOSE PATROCINIO       -      19.310.150     104.897     19.915.408
2238  AVA     810.611  SULBARAN ESTRADA MANUEL              -      23.300.704     176.011     23.792.179
2239  AVA   5.583.434  TABORDA PEDRO LUIS                   -      41.907.771     222.927     43.252.548
2240  AVA   3.709.777  TAFUR MONTESINO RAFAEL EMILIO        -      35.378.006     188.192     36.513.222
2241  AVA   3.698.644  TAIBEL MORALES JESUS M               -      44.713.896     349.842     45.604.291
2242  AVA   3.704.073  TAPIA OROZCO JOAQUIN VICENTE         -      15.640.332     118.145     15.970.178
2243  AVA   3.704.472  TEJEDA VALENCIA JOSE ISABEL          -       7.219.061      42.031      7.432.900
2244  AVA   2.850.885  TELLEZ ALMANZA MISAEL                -      17.340.276      98.514     17.848.919
2245  AVA   6.051.654  TELLO COLLAZOS LUIS ALBERTO          -       1.396.740       9.291      1.431.765
2246  AVA   3.709.428  TOLEDO RIVERA CARLOS ALBERTO         -      82.853.066     585.853     84.777.772
2247  AVA   4.033.337  TOLOSA OSPINA JAIME                  -     187.076.244     995.147    193.079.548
2248  AVA   2.317.843  TORO ALARCON ALVARO                  -      41.532.372     254.181     42.678.264
2249  AVA     278.659  TORO LUIS ALBERTO                    -      32.664.050     185.572     33.622.219
2250  AVA     810.252  TORO RENDON CARLOS                   -      96.233.734     621.956     98.731.906
2251  AVA     830.341  TORRES AGUILERA ARMANDO ISIDRO       -      20.075.433     114.053     20.664.299
2252  AVA      60.119  TORRES BEJARANO ARTURO               -      79.381.748     599.641     81.056.104
2253  AVA      48.100  TORRES CARDENAS LUIS FELIPE          -      49.907.802     352.897     51.067.110
2254  AVA   2.921.809  TORRES CANTOR PRISCILIANO            -      21.883.063     116.406     22.585.224
2255  AVA     812.305  TORRES CARO VICTOR ANTONIO           -       5.269.137      48.082      5.353.170
2256  AVA      60.311  TORRES DURAN LIBARDO ELIAS           -      91.008.302     767.023     92.653.692
2257  AVA     810.510  TORRES DE LA TORRE MANUEL            -      53.699.125     337.550     55.137.753
2258  AVA   2.564.427  TORRES HERMIDA ALFONSO               -     158.277.500     825.257    163.473.530
2259  AVA     802.995  TORRES MANJARRES RAUL ALBERTO        -      64.625.748     488.176     65.988.890
2260  AVA     534.338  TORRES OROZCO FABIO DE JESUS         -      29.293.825     213.950     29.944.197
2261  AVA     810.899  TORRES FUENTES ROGER                 -      60.010.792     367.270     61.666.474
2262  AVA   1.683.138  TORRES SUAREZ FLORENTINO             -      40.707.056     242.796     41.861.519
2263  AVA   3.679.494  TORRES SAMUEL                        -      59.513.858     346.499     61.276.012
2264  AVA   6.038.379  TRIANA RODRIGUEZ HECTOR MANUEL       -      21.011.333     114.138     21.669.875
2265  AVA  17.016.200  TRIVINO SANCHEZ JOSE RAMOS           -      27.061.733     147.005     27.909.897
2266  AVA   3.043.927  TRUJILLO ALFREDO                     -      15.625.267      79.926     16.149.183
2267  AVA     867.964  TURIZO KLEVER HEBERTO HERNAN         -      40.616.707     236.477     41.819.364
2268  AVA      60.076  URICOCHEA MARTINEZ ALFONSO           -      31.806.861     258.151     32.414.828
2269  AVA      77.103  URICOECHEA MARTINEZ MARIO            -     140.546.584   1.282.527    142.789.106
2270  AVA     129.540  URREGO MAHECHA JOSE JAIRO            -     107.877.336     660.217    110.853.748
2271  AVA   3.701.582  URUETA LOPEZ EUGENIO RAFAEL          -      27.192.876     144.652     28.065.545
2272  AVA   6.240.663  VALENCIA AROSEMENA AGOBARDO                                 69.790     14.370.576
2273  AVA   6.048.050  VALENCIA GIL ARCESIO                 -      41.458.436     241.378     42.686.073
2274  AVA   8.235.884  VALENCIA VALENCIA FERNANDO           -      11.464.492      57.581     11.856.600
2275  AVA   3.712.970  VALERA MIRANDA HERIBERTO             -      23.790.264     126.552     24.553.762
2276  AVA   2.861.044  VALLE AVILA JULIO ANDRES             -     323.967.824   1.932.297    333.155.764
2277  AVA     263.284  VALBUENA BONILLA ZABULON             -       1.862.429      16.322      1.894.155
2278  AVA      25.494  VANEGAS ECHEVERRY JAIME              -     115.735.376     818.363    118.423.894
2279  AVA      19.401  VARGAS CUESTAS FIDEL                 -      38.514.754     382.656     39.045.551
2280  AVA   2.915.920  VARGAS CABALLERO QUERUBIN            -      48.309.483     262.428     49.823.737
2281  AVA   3.677.055  VARGAS GALLARDO CARLOS VICENTE       -      25.140.009     136.566     25.927.982
2282  AVA   3.705.853  VARGAS GALLARDO PROTO JACINTO        -      24.453.292     130.079     25.238.073
2283  AVA      92.579  VARGAS RODRIGUEZ HERNANDO            -      93.493.960     587.698     95.998.654
2284  AVA   3.332.657  VARGAS ISAZA JOSE MANUEL             -      68.323.524     407.514     70.261.268
2285  AVA     802.964  VARGAS MELENDEZ RICARDO              -      17.486.958     107.021     17.969.362
2286  AVA  17.033.813  VARGAS RATIVA JOSE ISRAEL            -      19.143.996      97.925     19.785.912
2287  AVA   2.939.802  VARGAS ROA JULIO ERNESTO             -      16.109.211      85.693     16.626.252
2288  AVA     801.898  VARTIKOVSKY ZABALA ISRAEL            -      68.385.758     429.869     70.217.775
2289  AVA  17.013.437  VASQUEZ BELLO ALFREDO                -      12.796.802      66.722     13.216.830
2290  AVA   2.897.504  VASQUEZ GUZMAN JOSE CAPITOLINO       -      34.790.851     185.069     35.907.296

2291  AVA  20.291.296   VASQUEZ JARAMILLO MARIA AURORA        957843   400   2   Soltero(a)  62   0   14/09/1941   21/10/1963
2292  AVA     810.247   VASQUEZ LABRADA NESTOR                957961   400   1   Casado(a)   75   0   24/03/1929   23/04/1975
2293  AVA     803.472   VASQUEZ ROCA JUAN SEBASTIAN           958473   400   1   Casado(a)   70   0   05/09/1933   11/04/1956
2294  AVA  41.307.533   VEGA AGUIRRE MARIA CILIA              958742   400   2   Union libre 60   0   29/02/1944   18/09/1963
2295  AVA   7.492.590   VEGA HUMBERTO                         959221   400   1   Casado(a)   66   0   05/05/1938   03/09/1962
2296  AVA  28.001.615   VEGA ORTIZ MARIA EDILIA               959663   400   2   Soltero(a)  64   0   03/03/1940   04/09/1961
2297  AVA   5.539.723   VEGA PADILLA MARIO                    959744   400   1   Soltero(a)  66   0   08/01/1938   02/07/1962
2298  AVA     144.262   VEGA RAMIREZ HUMBERTO                 959836   400   1   Casado(a)   75   0   07/08/1928   16/10/1957
2299  AVA  17.049.892   VELANDIA JOSE                         960153   400   1   Casado(a)   62   0   01/11/1941   09/11/1964
2300  AVA     103.512   VELANDIA MENDOZA JORGE                960175   400   1   Casado(a)   77   0   22/11/1926   14/05/1949
2301  AVA      77.404   VELANDIA VELANDIA HECTOR JULIO        960514   400   1   Casado(a)   74   0   28/02/1930   26/10/1949
2302  AVA  17.034.509   VELANDIA TORRES JOSE ALVARO           960573   400   1   Soltero(a)  64   0   19/06/1940   01/04/1964
2303  AVA  29.864.202   VELASCO GARRIDO INES ENOE             961026   400   2   Soltero(a)  76   0   13/08/1927   25/04/1950
2304  AVA  21.276.274   VELEZ POSADA MARUJA                   965101   400   2   Soltero(a)  77   0   03/05/1927   16/06/1950
2305  AVA   2.922.065   VENAIL LICONA PEDRO ABEL              966976   400   1   Casado(a)   65   0   17/04/1939   18/02/1959
2306  AVA  22.680.408   GUTIERREZ DE VERGARA AURIS            969150   400   2   Casado(a)   70   0   24/11/1933   06/12/1954
2307  AVA   3.697.596   VIDES DIAZGRANADOS SAUL               972753   400   1   Casado(a)   64   0   28/07/1939   02/02/1959
2308  AVA     810.280   VILLA DE LAS SALAS CESAR              974116   400   1   Casado(a)   85   0   12/03/1919   25/05/1950
2309  AVA   3.317.877   VILLA ISAZA JESUS ANTONIO             974282   400   1   Casado(a)   81   0   12/11/1922   16/04/1952
2310  AVA   3.712.093   VILLAFANE CARLOS HONORIO              975472   400   1   Casado(a)   79   0   04/01/1925   12/05/1952
2311  AVA      14.938   VILLAMIL RENDON MIGUEL                977513   400   1   Casado(a)   83   0   02/08/1920   05/03/1951
2312  AVA   2.010.958   VILLAMIZAR VILLAMIZA EFRAIN ENRIQUE   978191   400   1   Casado(a)   71   0   19/12/1932   21/06/1955
2313  AVA     806.716   VILLAMIZAR NARANJO GERARDO            978364   400   1   Casado(a)   81   0   13/12/1922   26/09/1949
2314  AVA  22.297.124   VILLAMOR PENA MARIA ELENA             978703   400   2   Casado(a)   66   0   21/04/1938   01/08/1956
2315  AVA     817.079   VILLANUEVA DE LA HOZ HALE RAFAEL      979042   400   1   Casado(a)   70   0   06/05/1934   30/07/1956
2316  AVA     834.429   VILLANUEVA FERRER ALBERTO             979215   400   1   Casado(a)   68   0   04/09/1935   01/06/1960
2317  AVA     870.330   VILLARREAL CALVO HERNAN JOSE          980232   400   1   Casado(a)   67   0   22/01/1937   02/03/1959
2318  AVA   5.549.191   VILLARREAL GONZALEZ MARCO FIDEL       980302   400   1   Casado(a)   63   0   07/01/1941   24/09/1962
2319  AVA     816.292   VILLARREAL DEL VALLE JULIO CESAR      981256   400   1   Casado(a)   73   0   21/12/1930   16/05/1953
2320  AVA   3.701.412   VILLARREAL YARURO LORENZO             982273   400   1   Casado(a)   73   0   07/09/1930   04/04/1955
2321  AVA   2.863.613   VILLARRUEL VARGAS ALFONSO             982612   400   1   Casado(a)   67   0   25/07/1936   05/12/1953
2322  AVA   3.700.064   VILORIA DIAZ GUILLERMO                984141   400   1   Casado(a)   82   0   02/06/1922   14/03/1949
2323  AVA   3.678.272   VILORIA MAURY LUIS ENRIQUE            984314   400   1   Casado(a)   68   0   29/01/1936   07/01/1959
2324  AVA   3.901.501   VITOLA CORDOVEZ CARLOS JAIME          985375   400   1   Casado(a)   64   0   28/04/1940   02/06/1965
2325  AVA      77.451   VIVAS ROJAS JUAN DE JESUS             985504   400   1   Casado(a)   78   0   25/07/1925   03/09/1948
2326  AVA   2.410.958   VIVEROS HECTOR NOEL                   985670   400   1   Casado(a)   73   0   16/01/1931   01/03/1956
2327  AVA   3.712.767   VIZCAINO BILBAO DAGOBERTO             985843   400   1   Casado(a)   80   0   29/03/1924   27/04/1951
2328  AVA     810.287   WILCHES BARRAZA JUAN DE DIOS          987711   400   1   Casado(a)   77   0   23/01/1927   01/03/1952
2329  AVA     810.439   YANEZ ARIZA ROBERTO                   988901   400   1   Casado(a)   77   0   05/11/1926   17/12/1951
2330  AVA   7.413.980   YEPES MOSQUERA VICTOR MANUEL          990091   400   1   Casado(a)   61   0   28/11/1942   02/01/1961
2331  AVA   3.685.876   ZABALA CAUCIL LUIS                    991115   400   1   Casado(a)   67   0   11/12/1936   02/05/1957
2332  AVA   3.765.765   ZAMBRANO BARRIOS GUSTAVO              992132   400   1   Union libre 66   0   09/04/1938   17/02/1960
2333  AVA     810.882   ZAMUDIO OSPINA FEDERICO GUILLERMO     995024   400   1   Casado(a)   74   0   29/07/1929   01/11/1984
2334  AVA   3.694.838   ZARACHE DE ALBA ATANASIO JOSE         996892   400   1   Casado(a)   65   0   01/01/1939   19/12/1960
2335  AVA   3.765.588   ZARACHE OSORIO LUIS BARTOLO           997065   400   1   Casado(a)   81   0   24/08/1922   04/12/1952
2336  AVA     812.267   ZARATE GUERRERO NICOLAS JOSE          997231   400   1   Casado(a)   75   0   03/10/1928   02/04/1954
2337  AVA     880.598   ZARATE SALGUEDO PEDRO JUAN            997404   400   1   Union libre 79   0   25/06/1925   20/05/1953
2338  AVA   3.301.535   ZULETA RENDON LIBARDO ARTURO          998082   400   1   Casado(a)   68   0   18/07/1935   16/07/1958
2339  AVA     868.645   ROLONG DE LA HOZ MIGUEL ENRIQUE       825134   400   1   Casado(a)   76   0   05/12/1927   17/03/1958
2340  AVA   3.343.962   SANCHEZ MARIN RODRIGO DE JESUS        864080   400   1   Casado(a)   63   0   29/07/1940   11/09/1961
2341  AVA  22.300.602   ABELLO ACOSTA CECILIA                    976   410   2   Viudo(a)    80   0   20/08/1923   18/04/1991
2342  AVA  20.182.730   ABELLO DE CAICEDO ANA BERTA             3511   410   2   Viudo(a)         0   22/07/1929   01/05/2003
2343  AVA  29.028.901   ACOSTA DE LOPEZ ANA ELVIRA              5585   410   2   Viudo(a)    69   0   18/12/1934   01/08/1998
2344  AVA  22.307.249   ACOSTA DE MANOTAS SERAFINA              5596   410   2   Viudo(a)    64   0   15/06/1940   01/03/2001
2345  AVA  29.014.704   ACOSTA DE MOSQUERA CARMEN ELENA         5600   410   2   Viudo(a)    76   0   12/01/1928   01/03/2001
2346  AVA  22.270.427   BUSTILLO DE ACOSTA BIENVENIDA           7803   410   2   Viudo(a)    84   0   01/03/1920   20/03/1991
2347  AVA  23.246.195   AGAMEZ MUNOZ LEONORA DE                10150   410   2   Viudo(a)    67   0   10/11/1936   04/11/1992
2348  AVA  33.114.478   MOLINA DE AGRESSOT CLARA               10846   410   2   Viudo(a)    75   0   12/08/1928   11/08/1983
2349  AVA  72.231.093   AGUDELO BARROS CARLOS EDUARDO          11060   410   1   Soltero(a)  56   0   23/04/1948   01/08/1999
2350  AVA  20.268.596   ALARCON DE GALLEGO AURORA              16354   410   2   Viudo(a)    76   0   03/02/1928   01/11/2001
2351  AVA  20.174.291   LASTRA DE ALARCON JAEL                 16623   410   2   Viudo(a)    68   0   18/11/1935   27/09/1991
2352  AVA  27.918.710   ALBA DE MARTINEZ ANA MERCEDES          17382   410   2   Viudo(a)    81   0   12/03/1923   02/01/1997
2353  AVA  22.372.120   ALONSO DE LOPEZ MARGOTH                22842   410   2   Viudo(a)    72   0   30/11/1931   01/03/2003
2354  AVA  41.321.799   ALVAREZ BERNAL OLGA SOFIA              26165   410   2   Viudo(a)    59   0   28/05/1945   27/05/1997
2355  AVA  20.032.492   MASMELA DE ALVAREZ LUCILA              27252   410   2   Viudo(a)    75   0   14/10/1928   14/01/1991
2356  AVA  41.573.282   AMON GONZALEZ MARIA ROSALBA            35346   410   2   Viudo(a)    56   0   10/06/1948   22/04/1997
2357  AVA  20.123.765   ANGEL CASTRO ANA ISABEL DE             39690   410   2   Viudo(a)    72   0   08/07/1931   14/11/1994
2358  AVA  22.277.835   ANGULO PALACIO ALICIA BEATRIZ DE       40364   410   2   Viudo(a)    78   0   30/12/1925   10/03/1994
2359  AVA  20.198.935   MALDONADO DE ARANGO CECILIA            44881   410   2   Viudo(a)    82   0   24/02/1922   10/05/1990
2360  AVA  29.043.289   LISCANO DE ARAGON MARIA MIRIAM         50525   410   2   Viudo(a)    68   0   12/04/1936   01/09/1996
2361  AVA  20.542.139   ARDILA DE LEANO AURORA                 51424   410   2   Viudo(a)    75   0   10/04/1929   01/01/1999
2362  AVA  22.373.360   ARIAS DE DURAN ANA RAMONA              57643   410   2   Viudo(a)    79   0   25/06/1925   01/08/2002
2363  AVA  22.283.329   BARRIOS VDA DE ARIZA ANA DOLORES       59824   410   2   Viudo(a)    72   0   30/01/1932   25/03/1975
2364  AVA  41.306.750   ARMERO MORALES ANA ROSA                62952   410   2   Viudo(a)    61   0   27/06/1943   01/07/2003
2365  AVA  22.311.358   ARRAZOLA DE GARCIA CECILIA             63015   410   2   Viudo(a)    79   0   18/08/1924   02/09/1999
2366  AVA  21.107.116   AVILA DE MEJIA ISABEL                  68865   410   2   Viudo(a)    62   0   05/06/1942   01/01/2002
2367  AVA  33.121.603   BAENA DE AHUMADA DENIA LUCIA           73172   410   2   Viudo(a)    62   0   17/11/1941   24/01/2000
2368  AVA  20.103.963   BALLEN GUTIERREZ MARIA DESPOSORIOS     74760   410   2   Viudo(a)    82   0   26/11/1921   17/03/1994
2369  AVA  22.342.750   BANDERA DE MARQUEZ MARIA DEL CARMEN    76020   410   2   Viudo(a)    67   0   25/10/1936   15/09/1996
2370  AVA  22.291.792   BARRIOS DE GALINDO SILVIA ROSA         86063   410   2   Viudo(a)    66   0   03/11/1937   01/02/2000
2371  AVA  22.250.787   BARRIOS DE SOTO HILDA ESTHER           86100   410   2   Viudo(a)    69   0   21/07/1934   01/07/1997
2372  AVA  22.752.715   GUZMAN DE BARRIOS MARIA                88292   410   2   Viudo(a)    76   0   14/07/1927   15/09/1983
2373  AVA  20.650.771   BAUTISTA DE RICO ISBELIA               92164   410   2   Viudo(a)         0   01/09/1941   01/07/2003
2374  AVA  22.317.372   BAZA CARO GLADYS DE                    94765   410   2   Viudo(a)    72   0   24/08/1931   01/12/1994
2375  AVA  27.999.689   BELTRAN JACOME CAROLINE               100144   410   2   Viudo(a)    70   0   10/05/1934   01/07/1994

2291  AVA  20.291.296   VASQUEZ JARAMILLO MARIA AURORA        JUBILACION COMPARTIDA      148.559     25.236.692     3.254.287    -
2292  AVA     810.247   VASQUEZ LABRADA NESTOR                JUBILACION COMPARTIDA       18.509      1.962.390       913.206    -
2293  AVA     803.472   VASQUEZ ROCA JUAN SEBASTIAN           JUBILACION COMPARTIDA      794.741    101.510.344    40.383.120    -
2294  AVA  41.307.533   VEGA AGUIRRE MARIA CILIA              JUBILACION COMPARTIDA       82.535     14.744.571     1.778.032    -
2295  AVA   7.492.590   VEGA HUMBERTO                         JUBILACION COMPARTIDA      152.298     22.131.342     7.724.270    -
2296  AVA  28.001.615   VEGA ORTIZ MARIA EDILIA               JUBILACION COMPARTIDA      163.562     26.316.456     3.599.785    -
2297  AVA   5.539.723   VEGA PADILLA MARIO                    JUBILACION COMPARTIDA      196.173     28.507.082     9.949.527    -
2298  AVA     144.262   VEGA RAMIREZ HUMBERTO                 JUBILACION COMPARTIDA      336.977     35.727.492    16.625.933    -
2299  AVA  17.049.892   VELANDIA JOSE                         JUBILACION COMPARTIDA       88.343     14.367.059     4.363.664    -
2300  AVA     103.512   VELANDIA MENDOZA JORGE                JUBILACION COMPARTIDA      599.817     58.535.772    28.920.536    -
2301  AVA      77.404   VELANDIA VELANDIA HECTOR JULIO        JUBILACION COMPARTIDA      127.061     14.015.177     6.325.367    -
2302  AVA  17.034.509   VELANDIA TORRES JOSE ALVARO           JUBILACION COMPARTIDA      152.495     23.485.722     7.659.710    -
2303  AVA  29.864.202   VELASCO GARRIDO INES ENOE             JUBILACION COMPARTIDA       62.327      6.686.696     1.188.434    -
2304  AVA  21.276.274   VELEZ POSADA MARUJA                   JUBILACION COMPARTIDA       14.694      1.512.240       273.271    -
2305  AVA   2.922.065   VENAIL LICONA PEDRO ABEL              JUBILACION COMPARTIDA      146.069     21.862.300     7.379.110    -
2306  AVA  22.680.408   GUTIERREZ DE VERGARA AURIS            JUBILACION COMPARTIDA       66.693      8.940.550     1.421.010    -
2307  AVA   3.697.596   VIDES DIAZGRANADOS SAUL               JUBILACION COMPARTIDA      424.216     65.333.416    21.308.052    -
2308  AVA     810.280   VILLA DE LAS SALAS CESAR              JUBILACION COMPARTIDA      444.951     29.639.580    18.051.790    -
2309  AVA   3.317.877   VILLA ISAZA JESUS ANTONIO             JUBILACION COMPARTIDA      238.758     19.447.048    10.720.458    -
2310  AVA   3.712.093   VILLAFANE CARLOS HONORIO              JUBILACION COMPARTIDA      418.104     37.370.932    19.535.806    -
2311  AVA      14.938   VILLAMIL RENDON MIGUEL                JUBILACION COMPARTIDA      126.603      9.349.141     5.425.146    -
2312  AVA   2.010.958   VILLAMIZAR VILLAMIZA EFRAIN ENRIQUE   JUBILACION COMPARTIDA       82.986     10.236.122     4.203.551    -
2313  AVA     806.716   VILLAMIZAR NARANJO GERARDO            JUBILACION COMPARTIDA      340.488     27.733.046    15.288.230    -
2314  AVA  22.297.124   VILLAMOR PENA MARIA ELENA             JUBILACION COMPARTIDA      132.286     20.093.086     2.924.854    -
2315  AVA     817.079   VILLANUEVA DE LA HOZ HALE RAFAEL      JUBILACION COMPARTIDA      190.811     24.371.826     9.695.666    -
2316  AVA     834.429   VILLANUEVA FERRER ALBERTO             JUBILACION COMPARTIDA      138.284     18.886.114     7.034.141    -
2317  AVA     870.330   VILLARREAL CALVO HERNAN JOSE          JUBILACION COMPARTIDA      234.762     33.089.552    11.933.626    -
2318  AVA   5.549.191   VILLARREAL GONZALEZ MARCO FIDEL       JUBILACION COMPARTIDA      185.580     29.382.964     9.251.863    -
2319  AVA     816.292   VILLARREAL DEL VALLE JULIO CESAR      JUBILACION COMPARTIDA       37.305      4.276.135     1.870.588    -
2320  AVA   3.701.412   VILLARREAL YARURO LORENZO             JUBILACION COMPARTIDA      320.623     36.751.832    16.077.028    -
2321  AVA   2.863.613   VILLARRUEL VARGAS ALFONSO             JUBILACION COMPARTIDA      202.671     28.566.348    10.302.349    -
2322  AVA   3.700.064   VILORIA DIAZ GUILLERMO                JUBILACION COMPARTIDA      169.744     13.173.189     7.452.898    -
2323  AVA   3.678.272   VILORIA MAURY LUIS ENRIQUE            JUBILACION COMPARTIDA      485.276     66.276.488    24.684.702    -
2324  AVA   3.901.501   VITOLA CORDOVEZ CARLOS JAIME          JUBILACION COMPARTIDA      192.704     29.678.304     9.679.377    -
2325  AVA      77.451   VIVAS ROJAS JUAN DE JESUS             JUBILACION COMPARTIDA      601.256     56.189.800    28.571.510    -
2326  AVA   2.410.958   VIVEROS HECTOR NOEL                   JUBILACION COMPARTIDA      221.728     25.415.864    11.118.126    -
2327  AVA   3.712.767   VIZCAINO BILBAO DAGOBERTO             JUBILACION COMPARTIDA       73.202      6.249.889     3.354.702    -
2328  AVA     810.287   WILCHES BARRAZA JUAN DE DIOS          JUBILACION COMPARTIDA      248.706     24.271.066    11.991.508    -
2329  AVA     810.439   YANEZ ARIZA ROBERTO                   JUBILACION COMPARTIDA      366.869     35.802.520    17.688.808    -
2330  AVA   7.413.980   YEPES MOSQUERA VICTOR MANUEL          JUBILACION COMPARTIDA        6.753      1.127.055       329.935    -
2331  AVA   3.685.876   ZABALA CAUCIL LUIS                    JUBILACION COMPARTIDA      112.521     15.859.762     5.719.766    -
2332  AVA   3.765.765   ZAMBRANO BARRIOS GUSTAVO              JUBILACION COMPARTIDA       98.676     14.339.205     5.004.662    -
2333  AVA     810.882   ZAMUDIO OSPINA FEDERICO GUILLERMO     JUBILACION COMPARTIDA      201.623     22.239.572    10.037.221    -
2334  AVA   3.694.838   ZARACHE DE ALBA ATANASIO JOSE         JUBILACION COMPARTIDA      119.851     17.938.226     6.054.630    -
2335  AVA   3.765.588   ZARACHE OSORIO LUIS BARTOLO           JUBILACION COMPARTIDA      157.435     12.823.219     7.068.979    -
2336  AVA     812.267   ZARATE GUERRERO NICOLAS JOSE          JUBILACION COMPARTIDA      230.044     24.390.078    11.350.022    -
2337  AVA     880.598   ZARATE SALGUEDO PEDRO JUAN            JUBILACION COMPARTIDA      194.245     17.361.988     9.076.049    -
2338  AVA   3.301.535   ZULETA RENDON LIBARDO ARTURO          JUBILACION COMPARTIDA      939.882    128.364.232    47.809.304    -
2339  AVA     868.645   ROLONG DE LA HOZ MIGUEL ENRIQUE       JUBILACION COMPARTIDA      268.804     27.359.672    13.122.591    -
2340  AVA   3.343.962   SANCHEZ MARIN RODRIGO DE JESUS        JUBILACION COMPARTIDA       17.566      2.781.233       875.731    -
2341  AVA  22.300.602   ABELLO ACOSTA CECILIA                 BENEFICIARIA COMPARTIDA     82.154      7.404.652             -    -
2342  AVA  20.182.730   ABELLO DE CAICEDO ANA BERTA           BENEFICIARIA COMPARTIDA
2343  AVA  29.028.901   ACOSTA DE LOPEZ ANA ELVIRA            BENEFICIARIA COMPARTIDA    157.120     21.760.640             -    -
2344  AVA  22.307.249   ACOSTA DE MANOTAS SERAFINA            BENEFICIARIA COMPARTIDA    267.937     43.109.964             -    -
2345  AVA  29.014.704   ACOSTA DE MOSQUERA CARMEN ELENA       BENEFICIARIA COMPARTIDA    270.588     29.029.790             -    -
2346  AVA  22.270.427   BUSTILLO DE ACOSTA BIENVENIDA         BENEFICIARIA COMPARTIDA     25.048      1.856.170             -    -
2347  AVA  23.246.195   AGAMEZ MUNOZ LEONORA DE               BENEFICIARIA COMPARTIDA    594.769     87.677.392             -    -
2348  AVA  33.114.478   MOLINA DE AGRESSOT CLARA              BENEFICIARIA COMPARTIDA     45.017      5.028.196             -    -
2349  AVA  72.231.093   AGUDELO BARROS CARLOS EDUARDO         BENEFICIARIA COMPARTIDA    200.947     37.712.336             -    -
2350  AVA  20.268.596   ALARCON DE GALLEGO AURORA             BENEFICIARIA COMPARTIDA    182.388     19.567.332             -    -
2351  AVA  20.174.291   LASTRA DE ALARCON JAEL                BENEFICIARIA COMPARTIDA    385.191     55.062.768             -    -
2352  AVA  27.918.710   ALBA DE MARTINEZ ANA MERCEDES         BENEFICIARIA COMPARTIDA    121.926     10.485.781             -    -
2353  AVA  22.372.120   ALONSO DE LOPEZ MARGOTH               BENEFICIARIA COMPARTIDA  1.053.021    131.818.568             -    -
2354  AVA  41.321.799   ALVAREZ BERNAL OLGA SOFIA             BENEFICIARIA COMPARTIDA    363.088     66.407.828             -    -
2355  AVA  20.032.492   MASMELA DE ALVAREZ LUCILA             BENEFICIARIA COMPARTIDA     86.056      9.612.066             -    -
2356  AVA  41.573.282   AMON GONZALEZ MARIA ROSALBA           BENEFICIARIA COMPARTIDA    257.191     50.177.144             -    -
2357  AVA  20.123.765   ANGEL CASTRO ANA ISABEL DE            BENEFICIARIA COMPARTIDA    385.105     48.207.952             -    -
2358  AVA  22.277.835   ANGULO PALACIO ALICIA BEATRIZ DE      BENEFICIARIA COMPARTIDA    294.670     29.052.900             -    -
2359  AVA  20.198.935   MALDONADO DE ARANGO CECILIA           BENEFICIARIA COMPARTIDA    153.999     12.620.169             -    -
2360  AVA  29.043.289   LISCANO DE ARAGON MARIA MIRIAM        BENEFICIARIA COMPARTIDA    111.671     15.963.287             -    -
2361  AVA  20.542.139   ARDILA DE LEANO AURORA                BENEFICIARIA COMPARTIDA    212.299     23.712.838             -    -
2362  AVA  22.373.360   ARIAS DE DURAN ANA RAMONA             BENEFICIARIA COMPARTIDA     36.218      3.416.498             -    -
2363  AVA  22.283.329   BARRIOS VDA DE ARIZA ANA DOLORES      BENEFICIARIA COMPARTIDA     17.361      2.173.273             -    -
2364  AVA  41.306.750   ARMERO MORALES ANA ROSA               BENEFICIARIA COMPARTIDA    383.875     66.909.176             -    -
2365  AVA  22.311.358   ARRAZOLA DE GARCIA CECILIA            BENEFICIARIA COMPARTIDA    495.410     46.732.768             -    -
2366  AVA  21.107.116   AVILA DE MEJIA ISABEL                 BENEFICIARIA COMPARTIDA    275.623     46.821.888             -    -
2367  AVA  33.121.603   BAENA DE AHUMADA DENIA LUCIA          BENEFICIARIA COMPARTIDA    168.400     28.607.212             -    -
2368  AVA  20.103.963   BALLEN GUTIERREZ MARIA DESPOSORIOS    BENEFICIARIA COMPARTIDA    205.092     16.807.224             -    -
2369  AVA  22.342.750   BANDERA DE MARQUEZ MARIA DEL CARMEN   BENEFICIARIA COMPARTIDA    214.975     31.690.368             -    -
2370  AVA  22.291.792   BARRIOS DE GALINDO SILVIA ROSA        BENEFICIARIA COMPARTIDA    174.998     26.580.662             -    -
2371  AVA  22.250.787   BARRIOS DE SOTO HILDA ESTHER          BENEFICIARIA COMPARTIDA    121.298     16.799.402             -    -
2372  AVA  22.752.715   GUZMAN DE BARRIOS MARIA               BENEFICIARIA COMPARTIDA    363.088     38.953.572             -    -
2373  AVA  20.650.771   BAUTISTA DE RICO ISBELIA              BENEFICIARIA COMPARTIDA
2374  AVA  22.317.372   BAZA CARO GLADYS DE                   BENEFICIARIA COMPARTIDA    321.517     40.247.928             -    -
2375  AVA  27.999.689   BELTRAN JACOME CAROLINE               BENEFICIARIA COMPARTIDA    296.352     39.727.552             -    -

2291  AVA  20.291.296   VASQUEZ JARAMILLO MARIA AURORA             28.490.979   -     -     -     -      25.236.692       3.254.287
2292  AVA     810.247   VASQUEZ LABRADA NESTOR                      2.875.596   -     -     -     -       1.962.390         913.206
2293  AVA     803.472   VASQUEZ ROCA JUAN SEBASTIAN               141.893.464   -     -     -     -     101.510.344      40.383.120
2294  AVA  41.307.533   VEGA AGUIRRE MARIA CILIA                   16.522.603   -     -     -     -      14.744.571       1.778.032
2295  AVA   7.492.590   VEGA HUMBERTO                              29.855.612   -     -     -     -      22.131.342       7.724.270
2296  AVA  28.001.615   VEGA ORTIZ MARIA EDILIA                    29.916.241   -     -     -     -      26.316.456       3.599.785
2297  AVA   5.539.723   VEGA PADILLA MARIO                         38.456.609   -     -     -     -      28.507.082       9.949.527
2298  AVA     144.262   VEGA RAMIREZ HUMBERTO                      52.353.425   -     -     -     -      35.727.492      16.625.933
2299  AVA  17.049.892   VELANDIA JOSE                              18.730.723   -     -     -     -      14.367.059       4.363.664
2300  AVA     103.512   VELANDIA MENDOZA JORGE                     87.456.308   -     -     -     -      58.535.772      28.920.536
2301  AVA      77.404   VELANDIA VELANDIA HECTOR JULIO             20.340.544   -     -     -     -      14.015.177       6.325.367
2302  AVA  17.034.509   VELANDIA TORRES JOSE ALVARO                31.145.432   -     -     -     -      23.485.722       7.659.710
2303  AVA  29.864.202   VELASCO GARRIDO INES ENOE                   7.875.130   -     -     -     -       6.686.696       1.188.434
2304  AVA  21.276.274   VELEZ POSADA MARUJA                         1.785.511   -     -     -     -       1.512.240         273.271
2305  AVA   2.922.065   VENAIL LICONA PEDRO ABEL                   29.241.410   -     -     -     -      21.862.300       7.379.110
2306  AVA  22.680.408   GUTIERREZ DE VERGARA AURIS                 10.361.560   -     -     -     -       8.940.550       1.421.010
2307  AVA   3.697.596   VIDES DIAZGRANADOS SAUL                    86.641.468   -     -     -     -      65.333.416      21.308.052
2308  AVA     810.280   VILLA DE LAS SALAS CESAR                   47.691.370   -     -     -     -      29.639.580      18.051.790
2309  AVA   3.317.877   VILLA ISAZA JESUS ANTONIO                  30.167.506   -     -     -     -      19.447.048      10.720.458
2310  AVA   3.712.093   VILLAFANE CARLOS HONORIO                   56.906.738   -     -     -     -      37.370.932      19.535.806
2311  AVA      14.938   VILLAMIL RENDON MIGUEL                     14.774.287   -     -     -     -       9.349.141       5.425.146
2312  AVA   2.010.958   VILLAMIZAR VILLAMIZA EFRAIN ENRIQUE        14.439.673   -     -     -     -      10.236.122       4.203.551
2313  AVA     806.716   VILLAMIZAR NARANJO GERARDO                 43.021.276   -     -     -     -      27.733.046      15.288.230
2314  AVA  22.297.124   VILLAMOR PENA MARIA ELENA                  23.017.940   -     -     -     -      20.093.086       2.924.854
2315  AVA     817.079   VILLANUEVA DE LA HOZ HALE RAFAEL           34.067.492   -     -     -     -      24.371.826       9.695.666
2316  AVA     834.429   VILLANUEVA FERRER ALBERTO                  25.920.255   -     -     -     -      18.886.114       7.034.141
2317  AVA     870.330   VILLARREAL CALVO HERNAN JOSE               45.023.178   -     -     -     -      33.089.552      11.933.626
2318  AVA   5.549.191   VILLARREAL GONZALEZ MARCO FIDEL            38.634.827   -     -     -     -      29.382.964       9.251.863
2319  AVA     816.292   VILLARREAL DEL VALLE JULIO CESAR            6.146.723   -     -     -     -       4.276.135       1.870.588
2320  AVA   3.701.412   VILLARREAL YARURO LORENZO                  52.828.860   -     -     -     -      36.751.832      16.077.028
2321  AVA   2.863.613   VILLARRUEL VARGAS ALFONSO                  38.868.697   -     -     -     -      28.566.348      10.302.349
2322  AVA   3.700.064   VILORIA DIAZ GUILLERMO                     20.626.087   -     -     -     -      13.173.189       7.452.898
2323  AVA   3.678.272   VILORIA MAURY LUIS ENRIQUE                 90.961.190   -     -     -     -      66.276.488      24.684.702
2324  AVA   3.901.501   VITOLA CORDOVEZ CARLOS JAIME               39.357.681   -     -     -     -      29.678.304       9.679.377
2325  AVA      77.451   VIVAS ROJAS JUAN DE JESUS                  84.761.310   -     -     -     -      56.189.800      28.571.510
2326  AVA   2.410.958   VIVEROS HECTOR NOEL                        36.533.990   -     -     -     -      25.415.864      11.118.126
2327  AVA   3.712.767   VIZCAINO BILBAO DAGOBERTO                   9.604.591   -     -     -     -       6.249.889       3.354.702
2328  AVA     810.287   WILCHES BARRAZA JUAN DE DIOS               36.262.574   -     -     -     -      24.271.066      11.991.508
2329  AVA     810.439   YANEZ ARIZA ROBERTO                        53.491.328   -     -     -     -      35.802.520      17.688.808
2330  AVA   7.413.980   YEPES MOSQUERA VICTOR MANUEL                1.456.990   -     -     -     -       1.127.055         329.935
2331  AVA   3.685.876   ZABALA CAUCIL LUIS                         21.579.528   -     -     -     -      15.859.762       5.719.766
2332  AVA   3.765.765   ZAMBRANO BARRIOS GUSTAVO                   19.343.867   -     -     -     -      14.339.205       5.004.662
2333  AVA     810.882   ZAMUDIO OSPINA FEDERICO GUILLERMO          32.276.793   -     -     -     -      22.239.572      10.037.221
2334  AVA   3.694.838   ZARACHE DE ALBA ATANASIO JOSE              23.992.856   -     -     -     -      17.938.226       6.054.630
2335  AVA   3.765.588   ZARACHE OSORIO LUIS BARTOLO                19.892.198   -     -     -     -      12.823.219       7.068.979
2336  AVA     812.267   ZARATE GUERRERO NICOLAS JOSE               35.740.100   -     -     -     -      24.390.078      11.350.022
2337  AVA     880.598   ZARATE SALGUEDO PEDRO JUAN                 26.438.037   -     -     -     -      17.361.988       9.076.049
2338  AVA   3.301.535   ZULETA RENDON LIBARDO ARTURO              176.173.536   -     -     -     -     128.364.232      47.809.304
2339  AVA     868.645   ROLONG DE LA HOZ MIGUEL ENRIQUE            40.482.263   -     -     -     -      27.359.672      13.122.591
2340  AVA   3.343.962   SANCHEZ MARIN RODRIGO DE JESUS              3.656.964   -     -     -     -       2.781.233         875.731
2341  AVA  22.300.602   ABELLO ACOSTA CECILIA                       7.404.652   -     -     -     -       7.404.652               -
2342  AVA  20.182.730   ABELLO DE CAICEDO ANA BERTA
2343  AVA  29.028.901   ACOSTA DE LOPEZ ANA ELVIRA                 21.760.640   -     -     -     -      21.760.640               -
2344  AVA  22.307.249   ACOSTA DE MANOTAS SERAFINA                 43.109.964   -     -     -     -      43.109.964               -
2345  AVA  29.014.704   ACOSTA DE MOSQUERA CARMEN ELENA            29.029.790   -     -     -     -      29.029.790               -
2346  AVA  22.270.427   BUSTILLO DE ACOSTA BIENVENIDA               1.856.170   -     -     -     -       1.856.170               -
2347  AVA  23.246.195   AGAMEZ MUNOZ LEONORA DE                    87.677.392   -     -     -     -      87.677.392               -
2348  AVA  33.114.478   MOLINA DE AGRESSOT CLARA                    5.028.196   -     -     -     -      5.028.196                -
2349  AVA  72.231.093   AGUDELO BARROS CARLOS EDUARDO              37.712.336   -     -     -     -      37.712.336               -
2350  AVA  20.268.596   ALARCON DE GALLEGO AURORA                  19.567.332   -     -     -     -      19.567.332               -
2351  AVA  20.174.291   LASTRA DE ALARCON JAEL                     55.062.768   -     -     -     -      55.062.768               -
2352  AVA  27.918.710   ALBA DE MARTINEZ ANA MERCEDES              10.485.781   -     -     -     -      10.485.781               -
2353  AVA  22.372.120   ALONSO DE LOPEZ MARGOTH                   131.818.568   -     -     -     -     131.818.568               -
2354  AVA  41.321.799   ALVAREZ BERNAL OLGA SOFIA                  66.407.828   -     -     -     -      66.407.828               -
2355  AVA  20.032.492   MASMELA DE ALVAREZ LUCILA                   9.612.066   -     -     -     -       9.612.066               -
2356  AVA  41.573.282   AMON GONZALEZ MARIA ROSALBA                50.177.144   -     -     -     -      50.177.144               -
2357  AVA  20.123.765   ANGEL CASTRO ANA ISABEL DE                 48.207.952   -     -     -     -      48.207.952               -
2358  AVA  22.277.835   ANGULO PALACIO ALICIA BEATRIZ DE           29.052.900   -     -     -     -      29.052.900               -
2359  AVA  20.198.935   MALDONADO DE ARANGO CECILIA                12.620.169   -     -     -     -      12.620.169               -
2360  AVA  29.043.289   LISCANO DE ARAGON MARIA MIRIAM             15.963.287   -     -     -     -      15.963.287               -
2361  AVA  20.542.139   ARDILA DE LEANO AURORA                     23.712.838   -     -     -     -      23.712.838               -
2362  AVA  22.373.360   ARIAS DE DURAN ANA RAMONA                   3.416.498   -     -     -     -       3.416.498               -
2363  AVA  22.283.329   BARRIOS VDA DE ARIZA ANA DOLORES            2.173.273   -     -     -     -       2.173.273               -
2364  AVA  41.306.750   ARMERO MORALES ANA ROSA                    66.909.176   -     -     -     -      66.909.176               -
2365  AVA  22.311.358   ARRAZOLA DE GARCIA CECILIA                 46.732.768   -     -     -     -      46.732.768               -
2366  AVA  21.107.116   AVILA DE MEJIA ISABEL                      46.821.888   -     -     -     -      46.821.888               -
2367  AVA  33.121.603   BAENA DE AHUMADA DENIA LUCIA               28.607.212   -     -     -     -      28.607.212               -
2368  AVA  20.103.963   BALLEN GUTIERREZ MARIA DESPOSORIOS         16.807.224   -     -     -     -      16.807.224               -
2369  AVA  22.342.750   BANDERA DE MARQUEZ MARIA DEL CARMEN        31.690.368   -     -     -     -      31.690.368               -
2370  AVA  22.291.792   BARRIOS DE GALINDO SILVIA ROSA             26.580.662   -     -     -     -      26.580.662               -
2371  AVA  22.250.787   BARRIOS DE SOTO HILDA ESTHER               16.799.402   -     -     -     -      16.799.402               -
2372  AVA  22.752.715   GUZMAN DE BARRIOS MARIA                    38.953.572   -     -     -     -      38.953.572               -
2373  AVA  20.650.771   BAUTISTA DE RICO ISBELIA
2374  AVA  22.317.372   BAZA CARO GLADYS DE                        40.247.928   -     -     -     -      40.247.928               -
2375  AVA  27.999.689   BELTRAN JACOME CAROLINE                    39.727.552   -     -     -     -      39.727.552               -

2291  AVA  20.291.296   VASQUEZ JARAMILLO MARIA AURORA             -      28.490.979     158.201      29.362.674
2292  AVA     810.247   VASQUEZ LABRADA NESTOR                     -       2.875.596      19.710       2.945.131
2293  AVA     803.472   VASQUEZ ROCA JUAN SEBASTIAN                -     141.893.464     846.320     145.917.726
2294  AVA  41.307.533   VEGA AGUIRRE MARIA CILIA                   -      16.522.603      87.892      17.052.906
2295  AVA   7.492.590   VEGA HUMBERTO                              -      29.855.612     162.182      30.791.355
2296  AVA  28.001.615   VEGA ORTIZ MARIA EDILIA                    -      29.916.241     174.177      30.802.029
2297  AVA   5.539.723   VEGA PADILLA MARIO                         -      38.456.609     208.905      39.662.034
2298  AVA     144.262   VEGA RAMIREZ HUMBERTO                      -      52.353.425     358.847      53.620.062
2299  AVA  17.049.892   VELANDIA JOSE                              -      18.730.723      94.077      19.371.553
2300  AVA     103.512   VELANDIA MENDOZA JORGE                     -      87.456.308     638.745      89.398.015
2301  AVA      77.404   VELANDIA VELANDIA HECTOR JULIO             -      20.340.544     135.307      20.851.126
2302  AVA  17.034.509   VELANDIA TORRES JOSE ALVARO                -      31.145.432     162.392      32.167.911
2303  AVA  29.864.202   VELASCO GARRIDO INES ENOE                  -       7.875.130      66.372       8.017.505
2304  AVA  21.276.274   VELEZ POSADA MARUJA                        -       1.785.511      15.648       1.815.938
2305  AVA   2.922.065   VENAIL LICONA PEDRO ABEL                   -      29.241.410     155.549      30.179.793
2306  AVA  22.680.408   GUTIERREZ DE VERGARA AURIS                 -      10.361.560      71.021      10.612.184
2307  AVA   3.697.596   VIDES DIAZGRANADOS SAUL                    -      86.641.468     451.748      89.485.872
2308  AVA     810.280   VILLA DE LAS SALAS CESAR                   -      47.691.370     473.828      48.348.583
2309  AVA   3.317.877   VILLA ISAZA JESUS ANTONIO                  -      30.167.506     254.253      30.712.873
2310  AVA   3.712.093   VILLAFANE CARLOS HONORIO                   -      56.906.738     445.239      58.039.944
2311  AVA      14.938   VILLAMIL RENDON MIGUEL                     -      14.774.287     134.820      15.010.076
2312  AVA   2.010.958   VILLAMIZAR VILLAMIZA EFRAIN ENRIQUE        -      14.439.673      88.372      14.838.102
2313  AVA     806.716   VILLAMIZAR NARANJO GERARDO                 -      43.021.276     362.586      43.799.116
2314  AVA  22.297.124   VILLAMOR PENA MARIA ELENA                  -      23.017.940     140.871      23.652.948
2315  AVA     817.079   VILLANUEVA DE LA HOZ HALE RAFAEL           -      34.067.492     203.195      35.033.738
2316  AVA     834.429   VILLANUEVA FERRER ALBERTO                  -      25.920.255     147.259      26.680.615
2317  AVA     870.330   VILLARREAL CALVO HERNAN JOSE               -      45.023.178     249.998      46.400.523
2318  AVA   5.549.191   VILLARREAL GONZALEZ MARCO FIDEL            -      38.634.827     197.624      39.930.264
2319  AVA     816.292   VILLARREAL DEL VALLE JULIO CESAR           -       6.146.723      39.726       6.306.273
2320  AVA   3.701.412   VILLARREAL YARURO LORENZO                  -      52.828.860     341.431      54.200.192
2321  AVA   2.863.613   VILLARRUEL VARGAS ALFONSO                  -      38.868.697     215.824      40.057.709
2322  AVA   3.700.064   VILORIA DIAZ GUILLERMO                     -      20.626.087     180.760      20.977.049
2323  AVA   3.678.272   VILORIA MAURY LUIS ENRIQUE                 -      90.961.190     516.770      93.629.186
2324  AVA   3.901.501   VITOLA CORDOVEZ CARLOS JAIME               -      39.357.681     205.211      40.649.842
2325  AVA      77.451   VIVAS ROJAS JUAN DE JESUS                  -      84.761.310     640.278      86.549.181
2326  AVA   2.410.958   VIVEROS HECTOR NOEL                        -      36.533.990     236.118      37.482.364
2327  AVA   3.712.767   VIZCAINO BILBAO DAGOBERTO                  -       9.604.591      77.953       9.788.199
2328  AVA     810.287   WILCHES BARRAZA JUAN DE DIOS               -      36.262.574     264.847      37.067.680
2329  AVA     810.439   YANEZ ARIZA ROBERTO                        -      53.491.328     390.679      54.678.985
2330  AVA   7.413.980   YEPES MOSQUERA VICTOR MANUEL               -       1.456.990       7.191       1.507.713
2331  AVA   3.685.876   ZABALA CAUCIL LUIS                         -      21.579.528     119.824      22.239.765
2332  AVA   3.765.765   ZAMBRANO BARRIOS GUSTAVO                   -      19.343.867     105.080      19.950.152
2333  AVA     810.882   ZAMUDIO OSPINA FEDERICO GUILLERMO          -      32.276.793     214.708      33.087.007
2334  AVA   3.694.838   ZARACHE DE ALBA ATANASIO JOSE              -      23.992.856     127.629      24.762.723
2335  AVA   3.765.588   ZARACHE OSORIO LUIS BARTOLO                -      19.892.198     167.653      20.251.896
2336  AVA     812.267   ZARATE GUERRERO NICOLAS JOSE               -      35.740.100     244.974      36.604.792
2337  AVA     880.598   ZARATE SALGUEDO PEDRO JUAN                 -      26.438.037     206.852      26.964.571
2338  AVA   3.301.535   ZULETA RENDON LIBARDO ARTURO               -     176.173.536   1.000.880     181.340.977
2339  AVA     868.645   ROLONG DE LA HOZ MIGUEL ENRIQUE            -      40.482.263     286.249      41.422.595
2340  AVA   3.343.962   SANCHEZ MARIN RODRIGO DE JESUS             -       3.656.964      18.706       3.779.579
2341  AVA  22.300.602   ABELLO ACOSTA CECILIA                      -       7.404.652      87.486       7.494.031
2342  AVA  20.182.730   ABELLO DE CAICEDO ANA BERTA                                      138.280      15.357.143
2343  AVA  29.028.901   ACOSTA DE LOPEZ ANA ELVIRA                 -      21.760.640     167.317      22.262.266
2344  AVA  22.307.249   ACOSTA DE MANOTAS SERAFINA                 -      43.109.964     285.326      44.242.563
2345  AVA  29.014.704   ACOSTA DE MOSQUERA CARMEN ELENA            -      29.029.790     288.149      29.498.439
2346  AVA  22.270.427   BUSTILLO DE ACOSTA BIENVENIDA              -       1.856.170      26.674       1.870.942
2347  AVA  23.246.195   AGAMEZ MUNOZ LEONORA DE                    -      87.677.392     633.370      89.823.436
2348  AVA  33.114.478   MOLINA DE AGRESSOT CLARA                   -       5.028.196      47.939       5.114.336
2349  AVA  72.231.093   AGUDELO BARROS CARLOS EDUARDO              -      37.712.336     213.989      38.896.452
2350  AVA  20.268.596   ALARCON DE GALLEGO AURORA                  -      19.567.332     194.225      19.883.234
2351  AVA  20.174.291   LASTRA DE ALARCON JAEL                     -      55.062.768     410.190      56.372.768
2352  AVA  27.918.710   ALBA DE MARTINEZ ANA MERCEDES              -      10.485.781     129.839      10.601.557
2353  AVA  22.372.120   ALONSO DE LOPEZ MARGOTH                    -     131.818.568   1.121.362     134.486.374
2354  AVA  41.321.799   ALVAREZ BERNAL OLGA SOFIA                  -      66.407.828     386.652      68.406.813
2355  AVA  20.032.492   MASMELA DE ALVAREZ LUCILA                  -       9.612.066      91.641       9.776.651
2356  AVA  41.573.282   AMON GONZALEZ MARIA ROSALBA                -      50.177.144     273.883      51.802.664
2357  AVA  20.123.765   ANGEL CASTRO ANA ISABEL DE                 -      48.207.952     410.098      49.183.573
2358  AVA  22.277.835   ANGULO PALACIO ALICIA BEATRIZ DE           -      29.052.900     313.794      29.463.473
2359  AVA  20.198.935   MALDONADO DE ARANGO CECILIA                -      12.620.169     163.994      12.746.317
2360  AVA  29.043.289   LISCANO DE ARAGON MARIA MIRIAM             -      15.963.287     118.919      16.343.142
2361  AVA  20.542.139   ARDILA DE LEANO AURORA                     -      23.712.838     226.077      24.118.854
2362  AVA  22.373.360   ARIAS DE DURAN ANA RAMONA                  -       3.416.498      38.569       3.461.314
2363  AVA  22.283.329   BARRIOS VDA DE ARIZA ANA DOLORES           -       2.173.273      18.488       2.217.289
2364  AVA  41.306.750   ARMERO MORALES ANA ROSA                    -      66.909.176     408.789      68.809.482
2365  AVA  22.311.358   ARRAZOLA DE GARCIA CECILIA                 -      46.732.768     527.562      47.345.212
2366  AVA  21.107.116   AVILA DE MEJIA ISABEL                      -      46.821.888     293.511      48.115.068
2367  AVA  33.121.603   BAENA DE AHUMADA DENIA LUCIA               -      28.607.212     179.329      29.397.288
2368  AVA  20.103.963   BALLEN GUTIERREZ MARIA DESPOSORIOS         -      16.807.224     218.403      16.975.218
2369  AVA  22.342.750   BANDERA DE MARQUEZ MARIA DEL CARMEN        -      31.690.368     228.927      32.466.032
2370  AVA  22.291.792   BARRIOS DE GALINDO SILVIA ROSA             -      26.580.662     186.355      27.248.450
2371  AVA  22.250.787   BARRIOS DE SOTO HILDA ESTHER               -      16.799.402     129.170      17.186.640
2372  AVA  22.752.715   GUZMAN DE BARRIOS MARIA                    -      38.953.572     386.652      39.582.402
2373  AVA  20.650.771   BAUTISTA DE RICO ISBELIA                                         109.806      18.000.428
2374  AVA  22.317.372   BAZA CARO GLADYS DE                        -      40.247.928     342.384      41.062.547
2375  AVA  27.999.689   BELTRAN JACOME CAROLINE                    -      39.727.552     315.585      40.611.083

2376  AVA  20.588.576  MENDEZ DE BELTRAN TERESA DE JESUS         100656  410  2    Casado(a)    69    0    19/10/1934    11/11/1981
2377  AVA  22.363.115  BELTRAN MENDOZA ANA CALIXTA               102034  410  1    Soltero(a)   75    0    02/12/1928    01/07/2001
2378  AVA  22.374.167  BENAVIDEZ RUIZ FORTUNATA RAQUEL           104425  410  2    Viudo(a)     75    0    16/05/1929    01/01/1998
2379  AVA  20.136.042  |AZO DE BERNATE CLARA LILIA               112420  410  2    Viudo(a)     64    0    25/12/1939    07/08/1980
2380  AVA  22.754.815  BERRIO DE BLANCO FRANCIA                  115986  410  2    Viudo(a)     81    0    09/11/1922    27/03/1990
2381  AVA  22.463.014  BOLIVAR DE LA A ELVIA ROSA                121741  410  2    Viudo(a)     73    0    29/05/1931    09/06/1993
2382  AVA  33.126.879  BOLIVAR DE COGOLLO ROSA TULIA             122006  410  2    Viudo(a)     64    0    23/02/1940    01/11/2001
2383  AVA  22.276.354  BORRERO DE RENNEMBERG PAULINA ESTER       126313  410  2    Viudo(a)     74    0    31/12/1929    01/09/2002
2384  AVA  22.684.617  BOVEA OROZCO OLINDA DE                    127503  410  2    Viudo(a)     84    0    20/10/1919    27/07/1995
2385  AVA  22.900.081  BUELVAS DE LARA CAROLINA ESTHER           133571  410  2    Viudo(a)     74    0    01/10/1929    01/09/2001
2386  AVA  21.721.443  BUITRAGO SALAZAR MARIA LIGIA DE           135063  410  2    Viudo(a)     76    0    15/01/1928    23/09/1993
2387  AVA  22.752.072  CALAO DE ZUNIGA JOSEFA                    151244  410  2    Viudo(a)     79    0    31/07/1924    14/11/1995
2388  AVA  20.548.263  CALDAS DE VALBUENA CARMEN ROSA            151270  410  2    Viudo(a)     47    0    15/01/1957    01/09/1995
2389  AVA  20.199.087  CARDENAS GARZON LUCINDA DE                174193  410  2    Viudo(a)     66    0    22/08/1937    01/02/1994
2390  AVA  22.367.947  RODRIGUEZ DE CARDOZO SILVIA SIMONA        175744  410  2    Viudo(a)     66    0    28/10/1937    29/12/1987
2391  AVA  22.325.895  CARPIO DE PALLARES JUANA                  179620  410  2    Viudo(a)     75    0    23/05/1929    13/06/1999
2392  AVA  41.425.602  CASTA|EDA JULIA                           189350  410  2    Soltero(a)   61    0    07/01/1943    10/05/1990
2393  AVA  22.312.721  CASTELLANOS DE GAITA MARIA HILDA          193384  410  2    Viudo(a)     73    0    05/11/1930    25/01/1997
2394  AVA  41.477.811  CASTELLANOS DE TORRES ANA BELEN           193410  410  2    Viudo(a)     54    0    25/11/1949    30/04/1998
2395  AVA  22.683.555  FIORILLO DE CASTELLA ENITH LEONOR         194106  410  2    Viudo(a)     82    0    27/03/1922    01/05/1988
2396  AVA  32.656.319  CASTRILLO ANGARITA CANDELARIA RAQUEL      199846  410  2    Soltero(a)   75    0    02/07/1928    01/10/1995
2397  AVA  22.522.149  CASTRO DE JIMENEZ ANA ELIDIA              201574  410  2    Viudo(a)     68    0    08/01/1936    01/01/1998
2398  AVA  22.287.809  CASTRO DE REBOLLEDO ROSA BEATRIZ          201596  410  2    Viudo(a)     76    0    27/07/1927    01/02/2002
2399  AVA  22.273.402  CASTRO FERRER DIGNA ROSA                  201692  410  2    Viudo(a)     71    0    31/10/1932    01/02/2002
2400  AVA  22.778.071  CASTRO SANTIAGO AURA MARIA                204691  410  2    Viudo(a)     65    0    23/08/1938    01/03/1999
2401  AVA  22.288.773  DE MOYA VDA DE C NYDIA                    220021  410  2    Viudo(a)     83    0    08/11/1920    08/11/1975
2402  AVA  22.300.267  COMAS DE NIETO RITA                       222073  410  2    Viudo(a)     64    0    26/09/1939    11/02/2002
2403  AVA  22.256.973  PACHECO CONSUEGRA ABIGAIL                 225245  410  2    Viudo(a)     70    0    10/01/1934    01/09/1994
2404  AVA  60.300.250  CONTRERAS DIAZ MABEL AMPARO               228093  410  2    Viudo(a)     40    0    08/09/1963    01/06/2001
2405  AVA  24.909.578  CORREA CORREA ANA OTILIA                  233472  410  2    Viudo(a)     79    0    14/02/1925    21/11/1999
2406  AVA  20.541.216  CUBILLOS SAIZ CARMEN DE                   248463  410  2    Viudo(a)     73    0    31/12/1930    01/02/1994
2407  AVA  22.265.939  CUELLO ROMERO SILVIA FRANCISCA            250714  410  2    Viudo(a)     45    0    24/02/1959    01/05/1998
2408  AVA  22.629.646  CUENTAS DE CARBONELL CECILIA ESTHER       251322  410  2    Viudo(a)     64    0    22/11/1939    01/10/2000
2409  AVA  22.322.253  CHAMORRO DE MAESTRE OFELIA MARGARITA      257611  410  2    Viudo(a)     82    0    08/08/1921    01/12/1998
2410  AVA  29.086.746  CUEVAS DE CHAVES MARIA OFFIR              260595  410  2    Viudo(a)     71    0    03/11/1932    06/01/1986
2411  AVA  26.701.428  EGUIS DE DAZA EDITH                       265705  410  2    Viudo(a)     83    0    01/2/1921    09/08/1985
2412  AVA  29.075.013  DAZA GOMEZ OFELIA DE                      265860  410  2    Viudo(a)     70    0    01/12/1933    03/12/1992
2413  AVA  22.328.477  MAURY DE HELD TULIA AURORA                268472  410  2    Viudo(a)     67    0    26/03/1937    01/05/2002
2414  AVA  22.365.723  DE LAS SALAS DE LAFAURIE TERESA DE JESUS  278913  410  2    Viudo(a)     59    0    05/12/1944    01/10/1999
2415  AVA  22.680.872  MOYA MARIN PABLA ELVIRA DE                281503  410  2    Viudo(a)     83    0    25/01/1921    01/09/1994
2416  AVA  41.498.214  DELGADILLO DE MOLINA EFIGENIA             285935  410  2    Viudo(a)     60    0    17/04/1944    01/03/2002
2417  AVA  22.254.466  MEJIA DE DIAZ JUDITH MARIA                291944  410  2    Casado(a)    71    0    28/10/1932    31/12/1986
2418  AVA  22.318.038  DIAZ DE ARGUELLES EDITH MARIA             292283  410  2    Viudo(a)     72    0    03/02/1932    01/08/1998
2419  AVA  28.276.205  DIAZ DE SANCHEZ ISABEL                    292611  410  2    Viudo(a)     70    0    05/11/1933    01/05/2001
2420  AVA  22.294.097  DIAZ GRANADOS PARRA LIGIA ROSA DE         293915  410  2    Viudo(a)     73    0    09/06/1931    20/04/1995
2421  AVA  20.262.442  HEREDIA VDA DE DIAZ LUZ ALBA              298804  410  2    Viudo(a)     64    0    16/01/1940    07/01/1987
2422  AVA  24.474.173  ESCOBAR DE CASTANO VILMA                  317170  410  2    Viudo(a)     57    0    05/02/1947    01/07/1998
2423  AVA  20.175.523  ESPITIA GONZALEZ GRACIELA DE              325883  410  2    Viudo(a)     84    0    11/07/1919    09/08/1991
2424  AVA  22.681.196  ESTREN NIETO ELVIRA DE                    327574  410  2    Viudo(a)     71    0    25/08/1932    01/10/1994
2425  AVA  33.124.735  FAJARDO DE CASTRO CATALINA                329291  410  2    Viudo(a)     61    0    19/06/1943    30/03/1997
2426  AVA  22.685.483  FERNANDEZ MENDOZA GRACIELA DE             332500  410  2    Viudo(a)     78    0    02/01/1926    12/09/1993
2427  AVA  21.275.310  FERNANDEZ DE SEPULVEDA MARIA              335845  410  2    Viudo(a)     44    0    22/10/1959    01/05/1998
2428  AVA  22.684.049  FERRER DE GUTIERREZ MARCOLFA              335952  410  2    Viudo(a)     70    0    12/09/1933    01/07/2001
2429  AVA  41.427.347  FIGUEROA CARRENO DIOSELINA                338085  410  2    Viudo(a)     58    0    24/01/1946    10/10/1993
2430  AVA   2.301.441  FLOREZ BENITEZ ALICIA DE                  341180  410  2    Viudo(a)           0    08/10/1927    06/09/1992
2431  AVA  22.525.489  FLORIAN DE VALERA DELFIDA ROSA            344094  410  2    Viudo(a)     66    0    26/11/1937    01/04/2001
2432  AVA  24.123.106  FONSECA DE RODRIGUEZ MARIA AURORA         344610  410  2    Viudo(a)     68    0    11/03/1936    01/08/2002
2433  AVA  20.035.838  FONSECA DE HOYOS FELISA                   345015  410  2    Viudo(a)     79    0    05/05/1925    01/02/2000
2434  AVA  79.056.146  FORERO BUITRAGO NELSON FERNANDO           348891  410  1    Soltero(a)   34    0    24/02/1970    07/09/1994
2435  AVA  22.325.846  FORERO DE BERMUDEZ CLEMENCIA ESTHER       349020  410  2    Viudo(a)     72    0    10/06/1932    01/12/2000
2436  AVA  20.279.749  LUNA DE GALAN ANA ELVIRA                  359704  410  2    Viudo(a)     77    0    11/02/1927    18/09/1988
2437  AVA  88.032.258. 250 GARCES RAMIREZ CLAUDIA MARIA          369983  410  2    Soltero(a)         0    22/03/1988    01/02/2001
2438  AVA  20.088.999  GARCIA DE CONTRERAS ANA DOLORES           373052  410  2    Viudo(a)     65    0    30/06/1939    01/01/1998
2439  AVA  26.653.214  GARCIA MENDOZA AMIRA                      377042  410  2    Viudo(a)     81    0    17/02/1923    01/05/1998
2440  AVA  25.955.398  GARCIA NARVAEZ AMALIA SUSANA              378210  410  2    Viudo(a)     54    0    30/01/1950    27/04/1994
2441  AVA  41.460.839  GARCIA CRISTANCHO FANNY DE                380962  410  2    Viudo(a)     59    0    09/08/1944    05/03/1995
2442  AVA  22.323.482  GARRIDO DE DOKU LIBIA ASTERIA             383165  410  2    Viudo(a)     74    0    31/05/1930    27/11/1999
2443  AVA  41.337.562  GARZON DE VALENCIA LIGIA GRACIELA         384381  410  2    Viudo(a)     58    0    06/11/1945    01/08/1998
2444  AVA  32.458.868  GIRALDO GRANDA MARIA CONSUELO             391521  410  2    Viudo(a)     56    0    09/02/1948    01/10/2001
2445  AVA  22.309.728  OLIVARES DE GIRALDO LILIA                 391661  410  2    Viudo(a)     74    0    06/12/1929    27/10/1980
2446  AVA  22.278.617  POLO VDA DE GOENAGA EDELMIRA              393702  410  2    Viudo(a)     73    0    11/03/1931    13/10/1986
2447  AVA  33.151.966  GOMEZ ALVAREZ ANA SOBEIDA                 393956  410  2    Viudo(a)     52    0    24/12/1951    01/07/1995
2448  AVA  22.255.102  GOMEZ-CASSERES DE CAMARGO BEATRIZ         395371  410  2    Viudo(a)     74    0    09/06/1930    01/09/1998
2449  AVA  32.413.487  GOMEZ DE JIMENEZ OFELIA                   396594  410  2    Viudo(a)     57    0    14/04/1947    30/04/1998
2450  AVA  41.310.562  GONZALEZ DE VERGEL MARIA DEL CARMEN       408306  410  2    Viudo(a)     61    0    04/02/1943    20/01/2001
2451  AVA  22.261.535  SANTIAGO DE GUERRERO ALICIA               426495  410  2    Viudo(a)     72    0    05/04/1932    27/06/1983
2452  AVA  22.313.589  GUTIEREZ GREGORY DE GUILLERMINA           430426  410  2    Viudo(a)     69    0    20/07/1934    01/08/1994
2453  AVA  22.683.916  GUTIERREZ QUINTERO LEONOR                 436553  410  2    Viudo(a)     76    0    28/06/1928    11/11/1994
2454  AVA  23.143.123  GUZMAN DE UTRIA ELVIA                     438443  410  2    Viudo(a)     69    0    27/04/1935    27/04/2000
2455  AVA  24.927.697  HENAO OROZCO GLADYS                       444651  410  2    Viudo(a)     61    0    11/06/1943    01/11/1998
2456  AVA  35.317.720  HERNANDEZ DE RICO MARIA ANGELICA ALBA     449142  410  2    Viudo(a)     52    0    11/06/1952    01/03/1999
2457  AVA  31.277.740  HERNANDEZ MOSQUERA DOLORES                452351  410  2    Viudo(a)     68    0    26/06/1936    01/01/1998
2458  AVA  20.536.265  HERNADEZ DE RODRIGUEZ CARMEN ROSA         454311  410  2    Viudo(a)     73    0    18/02/1931    01/02/2002
2459  AVA  22.254.397  HERRERA BOLA|O MARCELINA                  456175  410  2    Soltero(a)   76    0    13/09/1927    26/07/1978
2460  AVA  22.364.352  IBARRA DE LA HOZ RUBY CECILIA             466594  410  2    Viudo(a)     58    0    18/10/1945    01/04/2001

2376  AVA  20.588.576  MENDEZ DE BELTRAN TERESA DE JESUS         BENEFICIARIA COMPARTIDA       51.307       7.105.863     -      -
2377  AVA  22.363.115  BELTRAN MENDOZA ANA CALIXTA               BENEFICIARIA COMPARTIDA      113.786      12.063.994     -      -
2378  AVA  22.374.167  BENAVIDEZ RUIZ FORTUNATA RAQUEL           BENEFICIARIA COMPARTIDA       47.099       5.260.746     -      -
2379  AVA  20.136.042  AZO DE BERNATE CLARA LILIA                BENEFICIARIA COMPARTIDA      101.734      16.368.584     -      -
2380  AVA  22.754.815  BERRIO DE BLANCO FRANCIA                  BENEFICIARIA COMPARTIDA       98.250       8.449.617     -      -
2381  AVA  22.463.014  BOLIVAR DE LA A ELVIA ROSA                BENEFICIARIA COMPARTIDA       77.755       9.387.023     -      -
2382  AVA  33.126.879  BOLIVAR DE COGOLLO ROSA TULIA             BENEFICIARIA COMPARTIDA      214.257      34.473.076     -      -
2383  AVA  22.276.354  BORRERO DE RENNEMBERG PAULINA ESTER       BENEFICIARIA COMPARTIDA       76.097       8.845.087     -      -
2384  AVA  22.684.617  BOVEA OROZCO OLINDA DE                    BENEFICIARIA COMPARTIDA        78.12       5.789.045     -      -
2385  AVA  22.900.081  BUELVAS DE LARA CAROLINA ESTHER           BENEFICIARIA COMPARTIDA       6.9120         803.412     -      -
2386  AVA  21.721.443  BUITRAGO SALAZAR MARIA LIGIA DE           BENEFICIARIA COMPARTIDA      309.392      33.192.842     -      -
2387  AVA  22.752.072  CALAO DE ZUNIGA JOSEFA                    BENEFICIARIA COMPARTIDA      119.794      11.300.348     -      -
2388  AVA  20.548.263  CALDAS DE VALBUENA CARMEN ROSA            BENEFICIARIA COMPARTIDA      134.845      30.566.716     -      -
2389  AVA  20.199.087  CARDENAS GARZON LUCINDA DE                BENEFICIARIA COMPARTIDA      263.843      40.075.440     -      -
2390  AVA  22.367.947  RODRIGUEZ DE CARDOZO SILVIA SIMONA        BENEFICIARIA COMPARTIDA      200.520      30.457.232     -      -
2391  AVA  22.325.895  CARPIO DE PALLARES JUANA                  BENEFICIARIA COMPARTIDA      347.071      38.766.264     -      -
2392  AVA  41.425.602  CASTA|EDA JULIA                           BENEFICIARIA COMPARTIDA      153.999      26.841.930     -      -
2393  AVA  22.312.721  CASTELLANOS DE GAITA MARIA HILDA          BENEFICIARIA COMPARTIDA       51.847       6.259.263     -      -
2394  AVA  41.477.811  CASTELLANOS DE TORRES ANA BELEN           BENEFICIARIA COMPARTIDA      742.536     150.578.000     -      -
2395  AVA  22.683.555  FIORILLO DE CASTELLA ENITH LEONOR         BENEFICIARIA COMPARTIDA      116.035       9.509.031     -      -
2396  AVA  32.656.319  CASTRILLO ANGARITA CANDELARIA RAQUEL      BENEFICIARIA COMPARTIDA      357.468      39.927.560     -      -
2397  AVA  22.522.149  CASTRO DE JIMENEZ ANA ELIDIA              BENEFICIARIA COMPARTIDA      227.889      32.576.566     -      -
2398  AVA  22.287.809  CASTRO DE REBOLLEDO ROSA BEATRIZ          BENEFICIARIA COMPARTIDA      115.360      12.376.294     -      -
2399  AVA  22.273.402  CASTRO FERRER DIGNA ROSA                  BENEFICIARIA COMPARTIDA      713.820      92.525.192     -      -
2400  AVA  22.778.071  CASTRO SANTIAGO AURA MARIA                BENEFICIARIA COMPARTIDA      782.334     122.345.008     -      -
2401  AVA  22.288.773  DE MOYA VDA DE C NYDIA                    BENEFICIARIA COMPARTIDA      119.414       9.312.080     -      -
2402  AVA  22.300.267  COMAS DE NIETO RITA                       BENEFICIARIA COMPARTIDA      198.293      31.904.532     -      -
2403  AVA  22.256.973  PACHECO CONSUEGRA ABIGAIL                 BENEFICIARIA COMPARTIDA       96.616      12.951.886     -      -
2404  AVA  60.300.250  CONTRERAS DIAZ MABEL AMPARO               BENEFICIARIA COMPARTIDA       82.506      20.288.146     -      -
2405  AVA  24.909.578  CORREA CORREA ANA OTILIA                  BENEFICIARIA COMPARTIDA      113.542      10.710.587     -      -
2406  AVA  20.541.216  CUBILLOS SAIZ CARMEN DE                   BENEFICIARIA COMPARTIDA      217.550      26.263.864     -      -
2407  AVA  22.265.939  CUELLO ROMERO SILVIA FRANCISCA            BENEFICIARIA COMPARTIDA       60.547      14.083.949     -      -
2408  AVA  22.629.646  CUENTAS DE CARBONELL CECILIA ESTHER       BENEFICIARIA COMPARTIDA      580.139      93.341.992     -      -
2409  AVA  22.322.253  CHAMORRO DE MAESTRE OFELIA MARGARITA      BENEFICIARIA COMPARTIDA      189.046      15.492.259     -      -
2410  AVA  29.086.746  CUEVAS DE CHAVES MARIA OFFIR              BENEFICIARIA COMPARTIDA      128.585      16.667.159     -      -
2411  AVA  26.701.428  EGUIS DE DAZA EDITH                       BENEFICIARIA COMPARTIDA       66.437       5.180.856     -      -
2412  AVA  29.075.013  DAZA GOMEZ OFELIA DE                      BENEFICIARIA COMPARTIDA      220.488      29.557.584     -      -
2413  AVA  22.328.477  MAURY DE HELD TULIA AURORA                BENEFICIARIA COMPARTIDA      578.672      85.304.464     -      -
2414  AVA  22.365.723  DE LAS SALAS DE LAFAURIE TERESA DE JESUS  BENEFICIARIA COMPARTIDA      250.475      45.811.212     -      -
2415  AVA  22.680.872  MOYA MARIN PABLA ELVIRA DE                BENEFICIARIA COMPARTIDA       72.314       5.639.153     -      -
2416  AVA  41.498.214  DELGADILLO DE MOLINA EFIGENIA             BENEFICIARIA COMPARTIDA      165.809      29.621.160     -      -
2417  AVA  22.254.466  MEJIA DE DIAZ JUDITH MARIA                BENEFICIARIA COMPARTIDA       14.348       1.859.785     -      -
2418  AVA  22.318.038  DIAZ DE ARGUELLES EDITH MARIA             BENEFICIARIA COMPARTIDA      394.766      49.417.332     -      -
2419  AVA  28.276.205  DIAZ DE SANCHEZ ISABEL                    BENEFICIARIA COMPARTIDA      311.366      41.740.260     -      -
2420  AVA  22.294.097  DIAZ GRANADOS PARRA LIGIA ROSA DE         BENEFICIARIA COMPARTIDA      272.543      32.902.930     -      -
2421  AVA  20.262.442  HEREDIA VDA DE DIAZ LUZ ALBA              BENEFICIARIA COMPARTIDA       81.089      13.046.888     -      -
2422  AVA  24.474.173  ESCOBAR DE CASTANO VILMA                  BENEFICIARIA COMPARTIDA      840.690     160.674.368     -      -
2423  AVA  20.175.523  ESPITIA GONZALEZ GRACIELA DE              BENEFICIARIA COMPARTIDA      369.958      27.415.556     -      -
2424  AVA  22.681.196  ESTREN NIETO ELVIRA DE                    BENEFICIARIA COMPARTIDA      152.311      19.742.520     -      -
2425  AVA  33.124.735  FAJARDO DE CASTRO CATALINA                BENEFICIARIA COMPARTIDA      616.866     107.519.368     -      -
2426  AVA  22.685.483  FERNANDEZ MENDOZA GRACIELA DE             BENEFICIARIA COMPARTIDA       54.582       5.381.496     -      -
2427  AVA  21.275.310  FERNANDEZ DE SEPULVEDA MARIA              BENEFICIARIA COMPARTIDA      155.396      36.586.540     -      -
2428  AVA  22.684.049  FERRER DE GUTIERREZ MARCOLFA              BENEFICIARIA COMPARTIDA      203.507      27.281.190     -      -
2429  AVA  41.427.347  FIGUEROA CARRENO DIOSELINA                BENEFICIARIA COMPARTIDA       98.972      18.513.374     -      -
2430  AVA   2.301.441  FLOREZ BENITEZ ALICIA DE                  BENEFICIARIA COMPARTIDA
2431  AVA  22.525.489  FLORIAN DE VALERA DELFIDA ROSA            BENEFICIARIA COMPARTIDA      319.607      48.545.504     -      -
2432  AVA  24.123.106  FONSECA DE RODRIGUEZ MARIA AURORA         BENEFICIARIA COMPARTIDA      386.141      55.198.572     -      -
2433  AVA  20.035.838  FONSECA DE HOYOS FELISA                   BENEFICIARIA COMPARTIDA    2.009.141     189.525.280     -      -
2434  AVA  79.056.146  FORERO BUITRAGO NELSON FERNANDO           BENEFICIARIA COMPARTIDA      159.305      40.773.168     -      -
2435  AVA  22.325.846  FORERO DE BERMUDEZ CLEMENCIA ESTHER       BENEFICIARIA COMPARTIDA      335.687      42.021.744     -      -
2436  AVA  20.279.749  LUNA DE GALAN ANA ELVIRA                  BENEFICIARIA COMPARTIDA      527.854      54.324.340     -      -
2437  AVA  88.032.258. 250 GARCES RAMIREZ CLAUDIA MARIA          BENEFICIARIA COMPARTIDA
2438  AVA  20.088.999  GARCIA DE CONTRERAS ANA DOLORES           BENEFICIARIA COMPARTIDA      688.582     107.683.648     -      -
2439  AVA  26.653.214  GARCIA MENDOZA AMIRA                      BENEFICIARIA COMPARTIDA       69.600       5.985.683     -      -
2440  AVA  25.955.398  GARCIA NARVAEZ AMALIA SUSANA              BENEFICIARIA COMPARTIDA      275.210      55.809.512     -      -
2441  AVA  41.460.839  GARCIA CRISTANCHO FANNY DE                BENEFICIARIA COMPARTIDA      329.082      60.188.224     -      -
2442  AVA  22.323.482  GARRIDO DE DOKU LIBIA ASTERIA             BENEFICIARIA COMPARTIDA      255.846      29.738.098     -      -
2443  AVA  41.337.562  GARZON DE VALENCIA LIGIA GRACIELA         BENEFICIARIA COMPARTIDA       40.113       7.503.405     -      -
2444  AVA  32.458.868  GIRALDO GRANDA MARIA CONSUELO             BENEFICIARIA COMPARTIDA      112.221      21.893.958     -      -
2445  AVA  22.309.728  OLIVARES DE GIRALDO LILIA                 BENEFICIARIA COMPARTIDA      284.589      33.079.022     -      -
2446  AVA  22.278.617  POLO VDA DE GOENAGA EDELMIRA              BENEFICIARIA COMPARTIDA      179.066      21.617.858     -      -
2447  AVA  33.151.966  GOMEZ ALVAREZ ANA SOBEIDA                 BENEFICIARIA COMPARTIDA       74.179      15.586.486     -      -
2448  AVA  22.255.102  GOMEZ-CASSERES DE CAMARGO BEATRIZ         BENEFICIARIA COMPARTIDA       96.111      11.171.401     -      -
2449  AVA  32.413.487  GOMEZ DE JIMENEZ OFELIA                   BENEFICIARIA COMPARTIDA      155.784      29.773.752     -      -
2450  AVA  41.310.562  GONZALEZ DE VERGEL MARIA DEL CARMEN       BENEFICIARIA COMPARTIDA       90.239      15.728.602     -      -
2451  AVA  22.261.535  SANTIAGO DE GUERRERO ALICIA               BENEFICIARIA COMPARTIDA      101.789      12.742.083     -      -
2452  AVA  22.313.589  GUTIEREZ GREGORY DE GUILLERMINA           BENEFICIARIA COMPARTIDA      425.023      58.864.384     -      -
2453  AVA  22.683.916  GUTIERREZ QUINTERO LEONOR                 BENEFICIARIA COMPARTIDA      235.154      25.228.284     -      -
2454  AVA  23.143.123  GUZMAN DE UTRIA ELVIA                     BENEFICIARIA COMPARTIDA      279.715      38.739.672     -      -
2455  AVA  24.927.697  HENAO OROZCO GLADYS                       BENEFICIARIA COMPARTIDA      269.856      47.035.736     -      -
2456  AVA  35.317.720  HERNANDEZ DE RICO MARIA ANGELICA ALBA     BENEFICIARIA COMPARTIDA      656.114     137.862.624     -      -
2457  AVA  31.277.740  HERNANDEZ MOSQUERA DOLORES                BENEFICIARIA COMPARTIDA      119.326      17.057.564     -      -
2458  AVA  20.536.265  HERNADEZ DE RODRIGUEZ CARMEN ROSA         BENEFICIARIA COMPARTIDA      254.489      30.723.350     -      -
2459  AVA  22.254.397  HERRERA BOLA|O MARCELINA                  BENEFICIARIA COMPARTIDA      223.880      24.018.764     -      -
2460  AVA  22.364.352  IBARRA DE LA HOZ RUBY CECILIA             BENEFICIARIA COMPARTIDA      100.575      18.813.226     -      -

2376  AVA  20.588.576  MENDEZ DE BELTRAN TERESA DE JESUS           7.105.863       -     -     -    -         7.105.863
2377  AVA  22.363.115  BELTRAN MENDOZA ANA CALIXTA                12.063.994       -     -     -    -        12.063.994
2378  AVA  22.374.167  BENAVIDEZ RUIZ FORTUNATA RAQUEL             5.260.746       -     -     -    -         5.260.746
2379  AVA  20.136.042  AZO DE BERNATE CLARA LILIA                 16.368.584       -     -     -    -        16.368.584
2380  AVA  22.754.815  BERRIO DE BLANCO FRANCIA                    8.449.617       -     -     -    -         8.449.617
2381  AVA  22.463.014  BOLIVAR DE LA A ELVIA ROSA                  9.387.023       -     -     -    -         9.387.023
2382  AVA  33.126.879  BOLIVAR DE COGOLLO ROSA TULIA              34.473.076       -     -     -    -        34.473.076
2383  AVA  22.276.354  BORRERO DE RENNEMBERG PAULINA ESTER         8.845.087       -     -     -    -         8.845.087
2384  AVA  22.684.617  BOVEA OROZCO OLINDA DE                      5.789.045       -     -     -    -         5.789.045
2385  AVA  22.900.081  BUELVAS DE LARA CAROLINA ESTHER               803.412       -     -     -    -           803.412
2386  AVA  21.721.443  BUITRAGO SALAZAR MARIA LIGIA DE            33.192.842       -     -     -    -        33.192.842
2387  AVA  22.752.072  CALAO DE ZUNIGA JOSEFA                     11.300.348       -     -     -    -        11.300.348
2388  AVA  20.548.263  CALDAS DE VALBUENA CARMEN ROSA             30.566.716       -     -     -    -        30.566.716
2389  AVA  20.199.087  CARDENAS GARZON LUCINDA DE                 40.075.440       -     -     -    -        40.075.440
2390  AVA  22.367.947  RODRIGUEZ DE CARDOZO SILVIA SIMONA         30.457.232       -     -     -    -        30.457.232
2391  AVA  22.325.895  CARPIO DE PALLARES JUANA                   38.766.264       -     -     -    -        38.766.264
2392  AVA  41.425.602  CASTA|EDA JULIA                            26.841.930       -     -     -    -        26.841.930
2393  AVA  22.312.721  CASTELLANOS DE GAITA MARIA HILDA            6.259.263       -     -     -    -         6.259.263
2394  AVA  41.477.811  CASTELLANOS DE TORRES ANA BELEN           150.578.000       -     -     -    -       150.578.000
2395  AVA  22.683.555  FIORILLO DE CASTELLA ENITH LEONOR           9.509.031       -     -     -    -         9.509.031
2396  AVA  32.656.319  CASTRILLO ANGARITA CANDELARIA RAQUEL       39.927.560       -     -     -    -        39.927.560
2397  AVA  22.522.149  CASTRO DE JIMENEZ ANA ELIDIA               32.576.566       -     -     -    -        32.576.566
2398  AVA  22.287.809  CASTRO DE REBOLLEDO ROSA BEATRIZ           12.376.294       -     -     -    -        12.376.294
2399  AVA  22.273.402  CASTRO FERRER DIGNA ROSA                   92.525.192       -     -     -    -        92.525.192
2400  AVA  22.778.071  CASTRO SANTIAGO AURA MARIA                122.345.008       -     -     -    -       122.345.008
2401  AVA  22.288.773  DE MOYA VDA DE C NYDIA                      9.312.080       -     -     -    -         9.312.080
2402  AVA  22.300.267  COMAS DE NIETO RITA                        31.904.532       -     -     -    -        31.904.532
2403  AVA  22.256.973  PACHECO CONSUEGRA ABIGAIL                  12.951.886       -     -     -    -        12.951.886
2404  AVA  60.300.250  CONTRERAS DIAZ MABEL AMPARO                20.288.146       -     -     -    -        20.288.146
2405  AVA  24.909.578  CORREA CORREA ANA OTILIA                   10.710.587       -     -     -    -        10.710.587
2406  AVA  20.541.216  CUBILLOS SAIZ CARMEN DE                    26.263.864       -     -     -    -        26.263.864
2407  AVA  22.265.939  CUELLO ROMERO SILVIA FRANCISCA             14.083.949       -     -     -    -        14.083.949
2408  AVA  22.629.646  CUENTAS DE CARBONELL CECILIA ESTHER        93.341.992       -     -     -    -        93.341.992
2409  AVA  22.322.253  CHAMORRO DE MAESTRE OFELIA MARGARITA       15.492.259       -     -     -    -        15.492.259
2410  AVA  29.086.746  CUEVAS DE CHAVES MARIA OFFIR               16.667.159       -     -     -    -        16.667.159
2411  AVA  26.701.428  EGUIS DE DAZA EDITH                         5.180.856       -     -     -    -         5.180.856
2412  AVA  29.075.013  DAZA GOMEZ OFELIA DE                       29.557.584       -     -     -    -        29.557.584
2413  AVA  22.328.477  MAURY DE HELD TULIA AURORA                 85.304.464       -     -     -    -        85.304.464
2414  AVA  22.365.723  DE LAS SALAS DE LAFAURIE TERESA DE JESUS   45.811.212       -     -     -    -        45.811.212
2415  AVA  22.680.872  MOYA MARIN PABLA ELVIRA DE                  5.639.153       -     -     -    -         5.639.153
2416  AVA  41.498.214  DELGADILLO DE MOLINA EFIGENIA              29.621.160       -     -     -    -        29.621.160
2417  AVA  22.254.466  MEJIA DE DIAZ JUDITH MARIA                  1.859.785       -     -     -    -         1.859.785
2418  AVA  22.318.038  DIAZ DE ARGUELLES EDITH MARIA              49.417.332       -     -     -    -        49.417.332
2419  AVA  28.276.205  DIAZ DE SANCHEZ ISABEL                     41.740.260       -     -     -    -        41.740.260
2420  AVA  22.294.097  DIAZ GRANADOS PARRA LIGIA ROSA DE          32.902.930       -     -     -    -        32.902.930
2421  AVA  20.262.442  HEREDIA VDA DE DIAZ LUZ ALBA               13.046.888       -     -     -    -        13.046.888
2422  AVA  24.474.173  ESCOBAR DE CASTANO VILMA                  160.674.368       -     -     -    -       160.674.368
2423  AVA  20.175.523  ESPITIA GONZALEZ GRACIELA DE               27.415.556       -     -     -    -        27.415.556
2424  AVA  22.681.196  ESTREN NIETO ELVIRA DE                     19.742.520       -     -     -    -        19.742.520
2425  AVA  33.124.735  FAJARDO DE CASTRO CATALINA                107.519.368       -     -     -    -       107.519.368
2426  AVA  22.685.483  FERNANDEZ MENDOZA GRACIELA DE               5.381.496       -     -     -    -         5.381.496
2427  AVA  21.275.310  FERNANDEZ DE SEPULVEDA MARIA               36.586.540       -     -     -    -        36.586.540
2428  AVA  22.684.049  FERRER DE GUTIERREZ MARCOLFA               27.281.190       -     -     -    -        27.281.190
2429  AVA  41.427.347  FIGUEROA CARRENO DIOSELINA                 18.513.374       -     -     -    -        18.513.374
2430  AVA   2.301.441  FLOREZ BENITEZ ALICIA DE
2431  AVA  22.525.489  FLORIAN DE VALERA DELFIDA ROSA             48.545.504       -     -     -    -        48.545.504
2432  AVA  24.123.106  FONSECA DE RODRIGUEZ MARIA AURORA          55.198.572       -     -     -    -        55.198.572
2433  AVA  20.035.838  FONSECA DE HOYOS FELISA                   189.525.280       -     -     -    -       189.525.280
2434  AVA  79.056.146  FORERO BUITRAGO NELSON FERNANDO            40.773.168       -     -     -    -        40.773.168
2435  AVA  22.325.846  FORERO DE BERMUDEZ CLEMENCIA ESTHER        42.021.744       -     -     -    -        42.021.744
2436  AVA  20.279.749  LUNA DE GALAN ANA ELVIRA                   54.324.340       -     -     -    -        54.324.340
2437  AVA  88.032.258. 250 GARCES RAMIREZ CLAUDIA MARIA
2438  AVA  20.088.999  GARCIA DE CONTRERAS ANA DOLORES           107.683.648       -     -     -    -       107.683.648
2439  AVA  26.653.214  GARCIA MENDOZA AMIRA                        5.985.683       -     -     -    -         5.985.683
2440  AVA  25.955.398  GARCIA NARVAEZ AMALIA SUSANA               55.809.512       -     -     -    -        55.809.512
2441  AVA  41.460.839  GARCIA CRISTANCHO FANNY DE                 60.188.224       -     -     -    -        60.188.224
2442  AVA  22.323.482  GARRIDO DE DOKU LIBIA ASTERIA              29.738.098       -     -     -    -        29.738.098
2443  AVA  41.337.562  GARZON DE VALENCIA LIGIA GRACIELA           7.503.405       -     -     -    -         7.503.405
2444  AVA  32.458.868  GIRALDO GRANDA MARIA CONSUELO              21.893.958       -     -     -    -        21.893.958
2445  AVA  22.309.728  OLIVARES DE GIRALDO LILIA                  33.079.022       -     -     -    -        33.079.022
2446  AVA  22.278.617  POLO VDA DE GOENAGA EDELMIRA               21.617.858       -     -     -    -        21.617.858
2447  AVA  33.151.966  GOMEZ ALVAREZ ANA SOBEIDA                  15.586.486       -     -     -    -        15.586.486
2448  AVA  22.255.102  GOMEZ-CASSERES DE CAMARGO BEATRIZ          11.171.401       -     -     -    -        11.171.401
2449  AVA  32.413.487  GOMEZ DE JIMENEZ OFELIA                    29.773.752       -     -     -    -        29.773.752
2450  AVA  41.310.562  GONZALEZ DE VERGEL MARIA DEL CARMEN        15.728.602       -     -     -    -        15.728.602
2451  AVA  22.261.535  SANTIAGO DE GUERRERO ALICIA                12.742.083       -     -     -    -        12.742.083
2452  AVA  22.313.589  GUTIEREZ GREGORY DE GUILLERMINA            58.864.384       -     -     -    -        58.864.384
2453  AVA  22.683.916  GUTIERREZ QUINTERO LEONOR                  25.228.284       -     -     -    -        25.228.284
2454  AVA  23.143.123  GUZMAN DE UTRIA ELVIA                      38.739.672       -     -     -    -        38.739.672
2455  AVA  24.927.697  HENAO OROZCO GLADYS                        47.035.736       -     -     -    -        47.035.736
2456  AVA  35.317.720  HERNANDEZ DE RICO MARIA ANGELICA ALBA     137.862.624       -     -     -    -       137.862.624
2457  AVA  31.277.740  HERNANDEZ MOSQUERA DOLORES                 17.057.564       -     -     -    -        17.057.564
2458  AVA  20.536.265  HERNADEZ DE RODRIGUEZ CARMEN ROSA          30.723.350       -     -     -    -        30.723.350
2459  AVA  22.254.397  HERRERA BOLA|O MARCELINA                   24.018.764       -     -     -    -        24.018.764
2460  AVA  22.364.352  IBARRA DE LA HOZ RUBY CECILIA              18.813.226       -     -     -    -        18.813.226

2376  AVA  20.588.576  MENDEZ DE BELTRAN TERESA DE JESUS         -    -         7.105.863          54.637        7.269.695
2377  AVA  22.363.115  BELTRAN MENDOZA ANA CALIXTA               -    -        12.063.994         121.171       12.265.763
2378  AVA  22.374.167  BENAVIDEZ RUIZ FORTUNATA RAQUEL           -    -         5.260.746          50.156        5.350.855
2379  AVA  20.136.042  AZO DE BERNATE CLARA LILIA                -    -        16.368.584         108.337       16.798.703
2380  AVA  22.754.815  BERRIO DE BLANCO FRANCIA                  -    -         8.449.617         104.626        8.542.877
2381  AVA  22.463.014  BOLIVAR DE LA A ELVIA ROSA                -    -         9.387.023          82.801        9.564.907
2382  AVA  33.126.879  BOLIVAR DE COGOLLO ROSA TULIA             -    -        34.473.076         228.162       35.378.730
2383  AVA  22.276.354  BORRERO DE RENNEMBERG PAULINA ESTER       -    -         8.845.087          81.036        8.999.722
2384  AVA  22.684.617  BOVEA OROZCO OLINDA DE                    -    -         5.789.045          83.190        5.835.032
2385  AVA  22.900.081  BUELVAS DE LARA CAROLINA ESTHER           -    -           803.412           7.361          817.501
2386  AVA  21.721.443  BUITRAGO SALAZAR MARIA LIGIA DE           -    -        33.192.842         329.472       33.728.763
2387  AVA  22.752.072  CALAO DE ZUNIGA JOSEFA                    -    -        11.300.348         127.569       11.448.477
2388  AVA  20.548.263  CALDAS DE VALBUENA CARMEN ROSA            -    -        30.566.716         143.596       31.719.618
2389  AVA  20.199.087  CARDENAS GARZON LUCINDA DE                -    -        40.075.440         280.966       41.082.277
2390  AVA  22.367.947  RODRIGUEZ DE CARDOZO SILVIA SIMONA        -    -        30.457.232         213.534       31.222.506
2391  AVA  22.325.895  CARPIO DE PALLARES JUANA                  -    -        38.766.264         369.596       39.430.070
2392  AVA  41.425.602  CASTA|EDA JULIA                           -    -        26.841.930         163.994       27.604.320
2393  AVA  22.312.721  CASTELLANOS DE GAITA MARIA HILDA          -    -         6.259.263          55.212        6.377.915
2394  AVA  41.477.811  CASTELLANOS DE TORRES ANA BELEN           -    -       150.578.000         790.727      155.651.044
2395  AVA  22.683.555  FIORILLO DE CASTELLA ENITH LEONOR         -    -         9.509.031         123.566        9.604.079
2396  AVA  32.656.319  CASTRILLO ANGARITA CANDELARIA RAQUEL      -    -        39.927.560         380.668       40.611.275
2397  AVA  22.522.149  CASTRO DE JIMENEZ ANA ELIDIA              -    -        32.576.566         242.679       33.351.589
2398  AVA  22.287.809  CASTRO DE REBOLLEDO ROSA BEATRIZ          -    -        12.376.294         122.847       12.576.114
2399  AVA  22.273.402  CASTRO FERRER DIGNA ROSA                  -    -        92.525.192         760.147       94.497.658
2400  AVA  22.778.071  CASTRO SANTIAGO AURA MARIA                -    -       122.345.008         833.108      125.491.560
2401  AVA  22.288.773  DE MOYA VDA DE C NYDIA                    -    -         9.312.080         127.164        9.395.513
2402  AVA  22.300.267  COMAS DE NIETO RITA                       -    -        31.904.532         211.162       32.742.718
2403  AVA  22.256.973  PACHECO CONSUEGRA ABIGAIL                 -    -        12.951.886         102.886       13.239.894
2404  AVA  60.300.250  CONTRERAS DIAZ MABEL AMPARO               -    -        20.288.146          87.861       21.111.733
2405  AVA  24.909.578  CORREA CORREA ANA OTILIA                  -    -        10.710.587         120.911       10.850.965
2406  AVA  20.541.216  CUBILLOS SAIZ CARMEN DE                   -    -        26.263.864         231.669       26.761.666
2407  AVA  22.265.939  CUELLO ROMERO SILVIA FRANCISCA            -    -        14.083.949          64.477       14.628.316
2408  AVA  22.629.646  CUENTAS DE CARBONELL CECILIA ESTHER       -    -        93.341.992         617.790       95.794.332
2409  AVA  22.322.253  CHAMORRO DE MAESTRE OFELIA MARGARITA      -    -        15.492.259         201.315       15.647.066
2410  AVA  29.086.746  CUEVAS DE CHAVES MARIA OFFIR              -    -        16.667.159         136.930       17.022.450
2411  AVA  26.701.428  EGUIS DE DAZA EDITH                       -    -         5.180.856          70.749        5.227.291
2412  AVA  29.075.013  DAZA GOMEZ OFELIA DE                      -    -        29.557.584         234.798       30.215.000
2413  AVA  22.328.477  MAURY DE HELD TULIA AURORA                -    -        85.304.464         616.228       87.392.394
2414  AVA  22.365.723  DE LAS SALAS DE LAFAURIE TERESA DE JESUS  -    -        45.811.212         266.731       47.190.283
2415  AVA  22.680.872  MOYA MARIN PABLA ELVIRA DE                -    -         5.639.153          77.007        5.689.664
2416  AVA  41.498.214  DELGADILLO DE MOLINA EFIGENIA             -    -        29.621.160         176.570       30.487.065
2417  AVA  22.254.466  MEJIA DE DIAZ JUDITH MARIA                -    -         1.859.785          15.279        1.899.409
2418  AVA  22.318.038  DIAZ DE ARGUELLES EDITH MARIA             -    -        49.417.332         420.386       50.417.427
2419  AVA  28.276.205  DIAZ DE SANCHEZ ISABEL                    -    -        41.740.260         331.574       42.668.632
2420  AVA  22.294.097  DIAZ GRANADOS PARRA LIGIA ROSA DE         -    -        32.902.930         290.231       33.526.559
2421  AVA  20.262.442  HEREDIA VDA DE DIAZ LUZ ALBA              -    -        13.046.888          86.352       13.389.716
2422  AVA  24.474.173  ESCOBAR DE CASTANO VILMA                  -    -       160.674.368         895.251      165.764.220
2423  AVA  20.175.523  ESPITIA GONZALEZ GRACIELA DE              -    -        27.415.556         393.968       27.633.319
2424  AVA  22.681.196  ESTREN NIETO ELVIRA DE                    -    -        19.742.520         162.196       20.163.393
2425  AVA  33.124.735  FAJARDO DE CASTRO CATALINA                -    -       107.519.368         656.901      110.572.986
2426  AVA  22.685.483  FERNANDEZ MENDOZA GRACIELA DE             -    -         5.381.496          58.124        5.457.514
2427  AVA  21.275.310  FERNANDEZ DE SEPULVEDA MARIA              -    -        36.586.540         165.481       38.015.932
2428  AVA  22.684.049  FERRER DE GUTIERREZ MARCOLFA              -    -        27.281.190         216.715       27.887.988
2429  AVA  41.427.347  FIGUEROA CARRENO DIOSELINA                -    -        18.513.374         105.395       19.085.518
2430  AVA   2.301.441  FLOREZ BENITEZ ALICIA DE                                                    41.761        4.275.164
2431  AVA  22.525.489  FLORIAN DE VALERA DELFIDA ROSA            -    -        48.545.504         340.350       49.765.282
2432  AVA  24.123.106  FONSECA DE RODRIGUEZ MARIA AURORA         -    -        55.198.572         411.202       56.511.851
2433  AVA  20.035.838  FONSECA DE HOYOS FELISA                   -    -       189.525.280       2.139.534      192.009.068
2434  AVA  79.056.146  FORERO BUITRAGO NELSON FERNANDO           -    -        40.773.168         169.644       42.481.814
2435  AVA  22.325.846  FORERO DE BERMUDEZ CLEMENCIA ESTHER       -    -        42.021.744         357.473       42.872.190
2436  AVA  20.279.749  LUNA DE GALAN ANA ELVIRA                  -    -        54.324.340         562.112       55.146.585
2437  AVA  88.032.258. 250 GARCES RAMIREZ CLAUDIA MARIA                                           935.300      261.412.932
2438  AVA  20.088.999  GARCIA DE CONTRERAS ANA DOLORES           -    -       107.683.648         733.271      110.453.050
2439  AVA  26.653.214  GARCIA MENDOZA AMIRA                      -    -         5.985.683          74.117        6.051.770
2440  AVA  25.955.398  GARCIA NARVAEZ AMALIA SUSANA              -    -        55.809.512         293.071       57.689.700
2441  AVA  41.460.839  GARCIA CRISTANCHO FANNY DE                -    -        60.188.224         350.439       61.999.978
2442  AVA  22.323.482  GARRIDO DE DOKU LIBIA ASTERIA             -    -        29.738.098         272.450       30.257.835
2443  AVA  41.337.562  GARZON DE VALENCIA LIGIA GRACIELA         -    -         7.503.405          42.716        7.735.253
2444  AVA  32.458.868  GIRALDO GRANDA MARIA CONSUELO             -    -        21.893.958         119.504       22.603.175
2445  AVA  22.309.728  OLIVARES DE GIRALDO LILIA                 -    -        33.079.022         303.059       33.657.220
2446  AVA  22.278.617  POLO VDA DE GOENAGA EDELMIRA              -    -        21.617.858         190.687       22.027.555
2447  AVA  33.151.966  GOMEZ ALVAREZ ANA SOBEIDA                 -    -        15.586.486          78.993       16.130.686
2448  AVA  22.255.102  GOMEZ-CASSERES DE CAMARGO BEATRIZ         -    -        11.171.401         102.349       11.366.706
2449  AVA  32.413.487  GOMEZ DE JIMENEZ OFELIA                   -    -        29.773.752         165.894       30.716.849
2450  AVA  41.310.562  GONZALEZ DE VERGEL MARIA DEL CARMEN       -    -        15.728.602          96.096       16.175.377
2451  AVA  22.261.535  SANTIAGO DE GUERRERO ALICIA               -    -        12.742.083         108.395       12.999.950
2452  AVA  22.313.589  GUTIEREZ GREGORY DE GUILLERMINA           -    -        58.864.384         452.607       60.221.358
2453  AVA  22.683.916  GUTIERREZ QUINTERO LEONOR                 -    -        25.228.284         250.416       25.635.628
2454  AVA  23.143.123  GUZMAN DE UTRIA ELVIA                     -    -        38.739.672         297.869       39.632.788
2455  AVA  24.927.697  HENAO OROZCO GLADYS                       -    -        47.035.736         287.370       48.371.611
2456  AVA  35.317.720  HERNANDEZ DE RICO MARIA ANGELICA ALBA     -    -       137.862.624         698.696      142.676.520
2457  AVA  31.277.740  HERNANDEZ MOSQUERA DOLORES                -    -        17.057.564         127.070       17.463.342
2458  AVA  20.536.265  HERNADEZ DE RODRIGUEZ CARMEN ROSA         -    -        30.723.350         271.005       31.305.634
2459  AVA  22.254.397  HERRERA BOLA|O MARCELINA                  -    -        24.018.764         238.410       24.406.549
2460  AVA  22.364.352  IBARRA DE LA HOZ RUBY CECILIA             -    -        18.813.226         107.102       19.394.631

2461  AVA  22.330.719  INSIGNARES DE MOREU LUCIANA ISABEL        468635  410  2    Viudo(a)     78    0    31/12/1925    16/12/1999
2462  AVA  27.551.259  ORTEGA DE JAIMES BLANCA EVA               471225  410  2    Viudo(a)     78    0    31/12/1925    03/09/1982
2463  AVA  20.158.862  JARAMILLO DE CUENCA MARIELA               471962  410  2    Viudo(a)     76    0    06/05/1928    01/02/2000
2464  AVA  22.576.790  JARAMILLO DE COLPAS HAYDEE LETICIA        471973  410  2    Viudo(a)     70    0    24/09/1933    01/06/1999
2465  AVA  21.356.729  GOMEZ DE JARAMILLO MARIA INOCENCIA        473616  410  2    Viudo(a)     87    0    31/12/1916    28/04/1979
2466  AVA  22.296.146  JIMENEZ DE ESCOLAR MERLINDA               478111  410  2    Viudo(a)     68    0    10/02/1936    25/03/1999
2467  AVA  22.276.768  JIMENEZ BARRIOS ANA DE                    479054  410  2    Viudo(a)     77    0    08/10/1926    01/09/1994
2468  AVA  20.181.873  JIMENEZ DE JIMENEZ FLOR MARIA             480572  410  2    Viudo(a)     78    0    26/05/1926    04/11/1984
2469  AVA  22.321.078  LAMANNA DEL DUCA ROSA                     490512  410  2    Viudo(a)     64    0    06/08/1939    17/05/1992
2470  AVA  41.512.294  LARA DE CORTES FLOR MARIA                 491584  410  2    Viudo(a)     52    0    03/07/1951    01/05/1998
2471  AVA  52.185.941  LARA CARO MARIA BERTILDE                  491982  410  2    Soltero(a)   73    0    19/02/1931    01/05/2000
2472  AVA  21.291.250  LAVERDE ARBOLEDA LIGIA DE                 496042  410  2    Viudo(a)     71    0    18/07/1932    01/03/1992
2473  AVA  24.110.262  LEAL VELASQUEZ ALICIA DE                  497232  410  2    Viudo(a)     79    0    23/10/1924    08/08/1993
2474  AVA  20.057.585  LINARES MEDINA MARIELA                    503016  410  2    Viudo(a)     70    0    17/04/1934    01/08/1994
2475  AVA  22.292.848  LONDONO DE PARRA LUISA LEONIDAS           506413  410  2    Viudo(a)     69    0    17/04/1935    30/04/1998
2476  AVA  32.399.264  ORREGO DE LOPERA DEYANIRA                 507776  410  2    Viudo(a)     61    0    05/10/1942    01/10/1995
2477  AVA  22.293.879  LOPEZ DE ALBA VICTORIA EMILIA             508771  410  2    Viudo(a)     72    0    05/01/1932    09/04/1994
2478  AVA  21.356.953  JARAMILLO DE LOPEZ LIGIA                  511173  410  2    Viudo(a)     70    0    29/03/1934    27/12/1988
2479  AVA  22.335.329  MOLINA DE LOPEZ MARIA URSULINA            514640  410  2    Viudo(a)     70    0    10/06/1934    01/03/1982
2480  AVA  43.090.559  LUNA DIAZ AURA ROSALBA                    522922  410  2    Viudo(a)     62    0    06/05/1942    21/09/1999
2481  AVA  21.783.539  LLANO CASTANO MARTHA EDILMA               523585  410  2    Viudo(a)           0    29/12/1947    01/07/2003
2482  AVA  22.689.284  MACANERO HERNANDEZ OLGA                   525033  410  2    Viudo(a)     53    0    03/01/1951    01/04/1994
2483  AVA  22.525.886  MALDONADO DE MIRANDA YOLANDA MARIA        529082  410  2    Viudo(a)     64    0    29/01/1940    23/12/1998
2484  AVA  22.349.957  MANOTAS DE MORENO SARAY                   532265  410  2    Viudo(a)     83    0    24/03/1921    01/10/1998
2485  AVA  22.684.202  MARIN VDA DE MARCHEN LILIA                538204  410  2    Viudo(a)     78    0    03/08/1925    05/03/1996
2486  AVA  22.272.306  NAVARRO DE MARTINEZ LILIA                 550616  410  2    Viudo(a)     75    0    22/05/1929    30/03/1984
2487  AVA  20.121.353  MARTINEZ DE CONTRERA MARIA DEL CARMEN     552580  410  2    Viudo(a)     69    0    11/11/1934    01/04/1996
2488  AVA  22.309.372  MARTINEZ MARTINEZ SOL REGINA              553125  410  2    Viudo(a)     65    0    07/08/1938    01/11/1993
2489  AVA  28.001.802  VASQUEZ DE MARTINEZ SOCORRO               558434  410  2    Viudo(a)     70    0    22/11/1933    08/12/1982
2490  AVA  22.305.042  M. DE SAENZ BERTA                         559252  410  2    Viudo(a)     76    0    17/12/1927    01/03/1996
2491  AVA  22.926.748  MATHIEU PATERNINA CARMEN DE               560302  410  2    Viudo(a)     69    0    15/09/1934    27/04/1994
2492  AVA      66.232  MAUR Y BELTRAN LAURA                      560910  410  2    Soltero(a)   15    0    21/05/1990    15/06/1997
2493  AVA  22.273.421  MAURY DE GALOFRE FELICIA                  560932  410  2    Viudo(a)     76    0    16/06/1928    01/12/2000
2494  AVA  22.282.607  MAXWELL NUNEZ EVA SUSANA DE               561492  410  2    Viudo(a)     71    0    30/11/1932    01/03/1995
2495  AVA  22.765.628  MENDOZA DE MERCADO AURA ELISA             577415  410  2    Viudo(a)           0    16/06/1932    01/12/2003
2496  AVA  22.390.262  MARTINEZ DE MENDOZA GLADYS ESTHER         579876  410  2    Viudo(a)     58    0    22/03/1946    17/12/1984
2497  AVA  21.297.817  MADRID DE MIER LUCIA                      589013  410  2    Viudo(a)     73    0    02/05/1931    02/05/1981
2498  AVA  22.267.894  MOGOLLON DE DAJER JOSEFA                  592314  410  2    Viudo(a)     89    0    08/08/1914    01/08/2002
2499  AVA  20.055.612  FERNANDEZ DE MOJICA MARIA EDILMA          592410  410  2    Viudo(a)     69    0    09/03/1935    18/02/1984
2500  AVA  26.325.854  MOSQUERA DE MOSQUERA MARIA DEL CARMEN     620830  410  2    Viudo(a)     75    0    01/05/1929    01/01/1996
2501  AVA  22.251.321  MUNOZ DE PINILLOS CELEDONIA MARIA         625995  410  2    Viudo(a)     72    0    03/03/1932    01/08/1998
2502  AVA  22.318.701  NARANJO DE MOYA GEORGINA BEATRIZ          633345  410  2    Soltero(a)   64    0    31/12/1939    01/11/2003
2503  AVA  22.284.585  NARVAEZ NARVAEZ ALBA TULIA                634675  410  2    Viudo(a)     71    0    03/11/1932    01/07/2002
2504  AVA  22.685.249  NAVARRO AHUMADA MARIA DEL CARMEN          635132  410  2    Soltero(a)   61    0    25/12/1942    17/12/1984
2505  AVA  26.742.095  NAVARRO DE CASADIEGOS TEMILDA             635655  410  2    Viudo(a)     63    0    19/12/1940    01/06/2001
2506  AVA  20.071.311  NAVARRO GRANADOS BLANCA NOHRA             635751  410  2    Viudo(a)     78    0    21/07/1925    16/12/2000
2507  AVA  22.682.727  BARRIOS DE NIEBLES EVA                    641900  410  2    Viudo(a)     73    0    27/04/1931    10/08/1986
2508  AVA  22.252.712  NIETO DE HERNANDEZ LILIA BERTHA           643171  410  2    Viudo(a)     78    0    03/08/1925    01/06/2002
2509  AVA  22.681.242  MONTERO DE NIETO PAULINA ESTHER           644136  410  2    Viudo(a)     73    0    03/12/1930    30/11/1987
2510  AVA  22.407.707  OBREDOR GASTELBONDO FLOR DE               649051  410  2    Viudo(a)     83    0    14/11/1920    24/02/1991
2511  AVA  41.432.163  OLAYA DE GONZALEZ MARIA SANTOS            652724  410  2    Viudo(a)     55    0    13/04/1949    03/06/1999
2512  AVA  22.321.546  OLIVER DE MOLANO LUISA                    653435  410  2    Viudo(a)     79    0    06/09/1924    25/03/1999
2513  AVA  20.230.757  ORJUELA MEDINA MARIA CONSEJO              656364  410  2    Casado(a)    84    0    08/07/1919    01/08/1993
2514  AVA  22.626.463  OROZCO DE GOMEZ DOLORES                   659013  410  2    Viudo(a)     72    0    04/08/1931    01/08/1999
2515  AVA  29.234.142  OROZCO RIASCOS ROSAURA                    661791  410  2    Viudo(a)     75    0    01/05/1929    01/01/1996
2516  AVA  22.297.322  ORTIZ DE CANO SILVIA CECILIA              672560  410  2    Viudo(a)     70    0    13/05/1934    01/02/2003
2517  AVA  22.298.948  OSORIO PADILLA HUBIA ESTHER               673901  410  2    Viudo(a)     68    0    19/03/1936    30/05/1999
2518  AVA  20.133.033  OSPINA DE RINCON AMPARO                   676325  410  2    Viudo(a)     65    0    12/09/1938    01/12/2002
2519  AVA  22.762.241  PACHECO CABARCAS MANUELA                  682990  410  2    Viudo(a)     76    0    12/11/1927    16/12/1999
2520  AVA  20.291.796  PAEZ DE CRESPO FREDDYS DEL CARMEN         688376  410  2    Viudo(a)     64    0    10/05/1940    01/02/1999
2521  AVA  22.369.410  PALCIO SANCHEZ DENYS MAGOLA DE            692510  410  2    Viudo(a)     58    0    03/01/1946    01/07/1994
2522  AVA  22.266.938  PALACIO TORRENEGRA MATILDE                692834  410  2    Viudo(a)     74    0    22/02/1930    15/11/1990
2523  AVA  22.779.904  PARDO DE ORTEGON ALBA                     697712  410  2    Viudo(a)     66    0    23/10/1937    01/02/2003
2524  AVA  22.339.640  PEREZ CASTRO FANNY DEL CARMEN             715993  410  2    Viudo(a)     63    0    11/06/1941    01/02/2000
2525  AVA  41.424.244  PEREZ DE GUTIERREZ ALBA RUTH              716645  410  2    Viudo(a)     63    0    22/11/1940    01/12/2000
2526  AVA  32.656.408  PEREZ DE LECHUGA MYRIAM ELENA             716656  410  2    Viudo(a)     46    0    26/07/1957    01/10/1999
2527  AVA  32.694.117  PERNETT BARRIOS AMANDA LEONOR             724566  410  2    Viudo(a)     62    0    17/01/1942    06/01/1990
2528  AVA  20.270.447  PINZON DE CHECA JUANA                     731253  410  2    Viudo(a)     76    0    17/12/1927    01/01/1996
2529  AVA  28.961.229  PINZON DE AYALA CARMEN ELISA              731312  410  2    Viudo(a)     72    0    15/07/1931    01/02/2002
2530  AVA  22.750.461  PIANETA DE PEREZ ANGELA MARIA             733714  410  2    Viudo(a)     76    0    17/07/1927    01/05/2003
2531  AVA  22.743.485  POLO DE JIMENEZ ISABEL MARIA              736750  410  2    Viudo(a)     68    0    18/11/1935    01/01/1997
2532  AVA  20.540.567  PORRAS DE MARTINEZ ANA INES               739885  410  2    Viudo(a)     68    0    11/02/1936    01/04/2003
2533  AVA  22.290.331  POSADA DE ROBLEDO AMIRA DE JESUS          741193  410  2    Viudo(a)     77    0    31/12/1926    01/02/2003
2534  AVA  22.769.355  CASTILLA DE PUERTA CRESCENCIA             749210  410  2    Viudo(a)     73    0    01/01/1931    07/11/1975
2535  AVA  21.546.954  PULGARIN CORREA BLANCA ALICIA             749711  410  2    Viudo(a)           0    18/09/1942    01/08/2003
2536  AVA  20.218.487  PULIDO DE CASTANEDA ISABELINA             750201  410  2    Viudo(a)     82    0    01/08/1921    01/03/2001
2537  AVA  22.681.899  QUERALES ACERA FLORINDA DE                751531  410  2    Viudo(a)     73    0    24/12/1930    07/01/1993
2538  AVA  20.141.863  RAIRAN CORTES GRACIELA DE                 760373  410  2    Casado(a)    66    0    13/01/1938    01/09/1994
2539  AVA  20.323.896  RAMIREZ MARIA ESTRELLA                    760830  410  2    Viudo(a)     69    0    28/09/1934    01/10/2000
2540  AVA  21.109.136  RAMIREZ DE CALDERON NAIDU GLORIA INES     762775  410  2    Viudo(a)     51    0    23/12/1952    04/01/2002
2541  AVA  32.426.463  RAMIREZ ECHAVARRIA MARIA LIA              763195  410  2    Viudo(a)     57    0    16/11/1946    01/12/1998
2542  AVA  20.246.284  RAMIREZ MELENDEZ MARIA TERESA DE          765133  410  2    Viudo(a)     73    0    11/08/1930    13/04/1995
2543  AVA  20.306.493  RAMIREZ FORERO ELENA DE                   769554  410  2    Viudo(a)     77    0    15/08/1926    05/09/1991
2544  AVA  20.096.560  SERRANO DE REMOLINA SONIA                 776860  410  2    Viudo(a)     76    0    28/08/1927    11/03/1992
2545  AVA  20.008.534  RESTREPO DE ESPINOSA CLARA                779376  410  2    Viudo(a)     74    0    05/07/1929    01/08/2000

2461  AVA  22.330.719  INSIGNARES DE MOREU LUCIANA ISABEL        BENEFICIARIA COMPARTIDA      147.277     14.520.732      -      -
2462  AVA  27.551.259  ORTEGA DE JAIMES BLANCA EVA               BENEFICIARIA COMPARTIDA      113.672     11.207.458      -      -
2463  AVA  20.158.862  JARAMILLO DE CUENCA MARIELA               BENEFICIARIA COMPARTIDA      460.319     49.384.912      -      -
2464  AVA  22.576.790  JARAMILLO DE COLPAS HAYDEE LETICIA        BENEFICIARIA COMPARTIDA       34.500      4.624.908      -      -
2465  AVA  21.356.729  GOMEZ DE JARAMILLO MARIA INOCENCIA        BENEFICIARIA COMPARTIDA       95.807      6.043.273      -      -
2466  AVA  22.296.146  JIMENEZ DE ESCOLAR MERLINDA               BENEFICIARIA COMPARTIDA      619.257     88.522.328      -      -
2467  AVA  22.276.768  JIMENEZ BARRIOS ANA DE                    BENEFICIARIA COMPARTIDA      142.631     14.678.935      -      -
2468  AVA  20.181.873  JIMENEZ DE JIMENEZ FLOR MARIA             BENEFICIARIA COMPARTIDA      117.995     11.633.682      -      -
2469  AVA  22.321.078  LAMANNA DEL DUCA ROSA                     BENEFICIARIA COMPARTIDA      304.168     48.939.384      -      -
2470  AVA  41.512.294  LARA DE CORTES FLOR MARIA                 BENEFICIARIA COMPARTIDA      618.951    130.053.944      -      -
2471  AVA  52.185.941  LARA CARO MARIA BERTILDE                  BENEFICIARIA COMPARTIDA      103.320     12.473.373      -      -
2472  AVA  21.291.250  LAVERDE ARBOLEDA LIGIA DE                 BENEFICIARIA COMPARTIDA      115.500     14.971.084      -      -
2473  AVA  24.110.262  LEAL VELASQUEZ ALICIA DE                  BENEFICIARIA COMPARTIDA      542.647     51.188.708      -      -
2474  AVA  20.057.585  LINARES MEDINA MARIELA                    BENEFICIARIA COMPARTIDA       27.366      3.668.557      -      -
2475  AVA  22.292.848  LONDONO DE PARRA LUISA LEONIDAS           BENEFICIARIA COMPARTIDA      274.730     38.049.264      -      -
2476  AVA  32.399.264  ORREGO DE LOPERA DEYANIRA                 BENEFICIARIA COMPARTIDA      193.133     33.662.964      -      -
2477  AVA  22.293.879  LOPEZ DE ALBA VICTORIA EMILIA             BENEFICIARIA COMPARTIDA      132.279     16.558.860      -      -
2478  AVA  21.356.953  JARAMILLO DE LOPEZ LIGIA                  BENEFICIARIA COMPARTIDA      548.532     73.533.624      -      -
2479  AVA  22.335.329  MOLINA DE LOPEZ MARIA URSULINA            BENEFICIARIA COMPARTIDA       44.386      5.950.178      -      -
2480  AVA  43.090.559  LUNA DIAZ AURA ROSALBA                    BENEFICIARIA COMPARTIDA       55.792      9.477.753      -      -
2481  AVA  21.783.539  LLANO CASTANO MARTHA EDILMA               BENEFICIARIA COMPARTIDA
2482  AVA  22.689.284  MACANERO HERNANDEZ OLGA                   BENEFICIARIA COMPARTIDA      644.255    133.040.520      -      -
2483  AVA  22.525.886  MALDONADO DE MIRANDA YOLANDA MARIA        BENEFICIARIA COMPARTIDA      138.360     22.261.558      -      -
2484  AVA  22.349.957  MANOTAS DE MORENO SARAY                   BENEFICIARIA COMPARTIDA       15.327      1.195.222      -      -
2485  AVA  22.684.202  MARIN VDA DE MARCHEN LILIA                BENEFICIARIA COMPARTIDA      178.668     17.615.718      -      -
2486  AVA  22.272.306  NAVARRO DE MARTINEZ LILIA                 BENEFICIARIA COMPARTIDA      492.861     55.050.344      -      -
2487  AVA  20.121.353  MARTINEZ DE CONTRERA MARIA DEL CARMEN     BENEFICIARIA COMPARTIDA      248.363     34.397.516      -      -
2488  AVA  22.309.372  MARTINEZ MARTINEZ SOL REGINA              BENEFICIARIA COMPARTIDA      262.867     41.108.356      -      -
2489  AVA  28.001.802  VASQUEZ DE MARTINEZ SOCORRO               BENEFICIARIA COMPARTIDA      176.083     23.604.858      -      -
2490  AVA  22.305.042  M. DE SAENZ BERTA                         BENEFICIARIA COMPARTIDA      166.637     17.877.500      -      -
2491  AVA  22.926.748  MATHIEU PATERNINA CARMEN DE               BENEFICIARIA COMPARTIDA      275.210     38.115.740      -      -
2492  AVA      66.232  MAUR Y BELTRAN LAURA                      BENEFICIARIA COMPARTIDA      445.638    127.252.088      -      -
2493  AVA  22.273.421  MAURY DE GALOFRE FELICIA                  BENEFICIARIA COMPARTIDA      316.312     33.935.248      -      -
2494  AVA  22.282.607  MAXWELL NUNEZ EVA SUSANA DE               BENEFICIARIA COMPARTIDA      528.279     68.475.408      -      -
2495  AVA  22.765.628  MENDOZA DE MERCADO AURA ELISA             BENEFICIARIA COMPARTIDA
2496  AVA  22.390.262  MARTINEZ DE MENDOZA GLADYS ESTHER         BENEFICIARIA COMPARTIDA      313.271     58.599.436      -      -
2497  AVA  21.297.817  MADRID DE MIER LUCIA                      BENEFICIARIA COMPARTIDA      457.096     55.183.208      -      -
2498  AVA  22.267.894  MOGOLLON DE DAJER JOSEFA                  BENEFICIARIA COMPARTIDA      495.282     27.870.248      -      -
2499  AVA  20.055.612  FERNANDEZ DE MOJICA MARIA EDILMA          BENEFICIARIA COMPARTIDA       82.668     11.449.265      -      -
2500  AVA  26.325.854  MOSQUERA DE MOSQUERA MARIA DEL CARMEN     BENEFICIARIA COMPARTIDA       81.684      9.123.734      -      -
2501  AVA  22.251.321  MUNOZ DE PINILLOS CELEDONIA MARIA         BENEFICIARIA COMPARTIDA       170.50     21.343.416      -      -
2502  AVA  22.318.701  NARANJO DE MOYA GEORGINA BEATRIZ          BENEFICIARIA COMPARTIDA      638.525    102.736.056      -      -
2503  AVA  22.284.585  NARVAEZ NARVAEZ ALBA TULIA                BENEFICIARIA COMPARTIDA      155.998     20.220.426      -      -
2504  AVA  22.685.249  NAVARRO AHUMADA MARIA DEL CARMEN          BENEFICIARIA COMPARTIDA       72.289     12.599.928      -      -
2505  AVA  26.742.095  NAVARRO DE CASADIEGOS TEMILDA             BENEFICIARIA COMPARTIDA       86.292     14.272.684      -      -
2506  AVA  20.071.311  NAVARRO GRANADOS BLANCA NOHRA             BENEFICIARIA COMPARTIDA       66.707      6.576.957      -      -
2507  AVA  22.682.727  BARRIOS DE NIEBLES EVA                    BENEFICIARIA COMPARTIDA       12.802      1.545.530      -      -
2508  AVA  22.252.712  NIETO DE HERNANDEZ LILIA BERTHA           BENEFICIARIA COMPARTIDA      134.201     13.231.507      -      -
2509  AVA  22.681.242  MONTERO DE NIETO PAULINA ESTHER           BENEFICIARIA COMPARTIDA       15.347      1.852.777      -      -
2510  AVA  22.407.707  OBREDOR GASTELBONDO FLOR DE               BENEFICIARIA COMPARTIDA      369.961     28.850.106      -      -
2511  AVA  41.432.163  OLAYA DE GONZALEZ MARIA SANTOS            BENEFICIARIA COMPARTIDA      308.218     61.331.136      -      -
2512  AVA  22.321.546  OLIVER DE MOLANO LUISA                    BENEFICIARIA COMPARTIDA      160.820     15.170.393      -      -
2513  AVA  20.230.757  ORJUELA MEDINA MARIA CONSEJO              BENEFICIARIA COMPARTIDA      174.024     12.895.962      -      -
2514  AVA  22.626.463  OROZCO DE GOMEZ DOLORES                   BENEFICIARIA COMPARTIDA      258.915     32.411.324      -      -
2515  AVA  29.234.142  OROZCO RIASCOS ROSAURA                    BENEFICIARIA COMPARTIDA       81.684      9.123.734      -      -
2516  AVA  22.297.322  ORTIZ DE CANO SILVIA CECILIA              BENEFICIARIA COMPARTIDA      276.386     37.051.008      -      -
2517  AVA  22.298.948  OSORIO PADILLA HUBIA ESTHER               BENEFICIARIA COMPARTIDA      490.534     70.121.480      -      -
2518  AVA  20.133.033  OSPINA DE RINCON AMPARO                   BENEFICIARIA COMPARTIDA      314.894     49.244.580      -      -
2519  AVA  22.762.241  PACHECO CABARCAS MANUELA                  BENEFICIARIA COMPARTIDA      101.122     10.848.783      -      -
2520  AVA  20.291.796  PAEZ DE CRESPO FREDDYS DEL CARMEN         BENEFICIARIA COMPARTIDA      332.512     53.499.816      -      -
2521  AVA  22.369.410  PALCIO SANCHEZ DENYS MAGOLA DE            BENEFICIARIA COMPARTIDA       99.013     18.521.044      -      -
2522  AVA  22.266.938  PALACIO TORRENEGRA MATILDE                BENEFICIARIA COMPARTIDA      372.067     43.246.972      -      -
2523  AVA  22.779.904  PARDO DE ORTEGON ALBA                     BENEFICIARIA COMPARTIDA      369.956     56.193.076      -      -
2524  AVA  22.339.640  PEREZ CASTRO FANNY DEL CARMEN             BENEFICIARIA COMPARTIDA      481.718     79.676.088      -      -
2525  AVA  41.424.244  PEREZ DE GUTIERREZ ALBA RUTH              BENEFICIARIA COMPARTIDA      118.496     19.599.220      -      -
2526  AVA  32.656.408  PEREZ DE LECHUGA MYRIAM ELENA             BENEFICIARIA COMPARTIDA      154.535     35.495.568      -      -
2527  AVA  32.694.117  PERNETT BARRIOS AMANDA LEONOR             BENEFICIARIA COMPARTIDA      369.961     62.847.700      -      -
2528  AVA  20.270.447  PINZON DE CHECA JUANA                     BENEFICIARIA COMPARTIDA       96.732     10.377.806      -      -
2529  AVA  28.961.229  PINZON DE AYALA CARMEN ELISA              BENEFICIARIA COMPARTIDA      102.669     12.852.242      -      -
2530  AVA  22.750.461  PIANETA DE PEREZ ANGELA MARIA             BENEFICIARIA COMPARTIDA      559.546     60.030.392      -      -
2531  AVA  22.743.485  POLO DE JIMENEZ ISABEL MARIA              BENEFICIARIA COMPARTIDA      188.879     27.000.116      -      -
2532  AVA  20.540.567  PORRAS DE MARTINEZ ANA INES               BENEFICIARIA COMPARTIDA      113.445     16.216.879      -      -
2533  AVA  22.290.331  POSADA DE ROBLEDO AMIRA DE JESUS          BENEFICIARIA COMPARTIDA       95.518      9.830.279      -      -
2534  AVA  22.769.355  CASTILLA DE PUERTA CRESCENCIA             BENEFICIARIA COMPARTIDA       62.264      7.516.862      -      -
2535  AVA  21.546.954  PULGARIN CORREA BLANCA ALICIA             BENEFICIARIA COMPARTIDA
2536  AVA  20.218.487  PULIDO DE CASTANEDA ISABELINA             BENEFICIARIA COMPARTIDA      709.073     58.108.308      -      -
2537  AVA  22.681.899  QUERALES ACERA FLORINDA DE                BENEFICIARIA COMPARTIDA      502.614     60.678.400      -      -
2538  AVA  20.141.863  RAIRAN CORTES GRACIELA DE                 BENEFICIARIA COMPARTIDA      159.592     24.240.626      -      -
2539  AVA  20.323.896  RAMIREZ MARIA ESTRELLA                    BENEFICIARIA COMPARTIDA      526.958     72.982.072      -      -
2540  AVA  21.109.136  RAMIREZ DE CALDERON NAIDU GLORIA INES     BENEFICIARIA COMPARTIDA      100.967     21.570.826      -      -
2541  AVA  32.426.463  RAMIREZ ECHAVARRIA MARIA LIA              BENEFICIARIA COMPARTIDA      145.750     27.856.034      -      -
2542  AVA  20.246.284  RAMIREZ MELENDEZ MARIA TERESA DE          BENEFICIARIA COMPARTIDA      129.314     15.611.516      -      -
2543  AVA  20.306.493  RAMIREZ FORERO ELENA DE                   BENEFICIARIA COMPARTIDA      450.463     46.359.608      -      -
2544  AVA  20.096.560  SERRANO DE REMOLINA SONIA                 BENEFICIARIA COMPARTIDA    1.278.338    137.145.344      -      -
2545  AVA  20.008.534  RESTREPO DE ESPINOSA CLARA                BENEFICIARIA COMPARTIDA    1.437.256    167.058.544      -      -

2461  AVA  22.330.719  INSIGNARES DE MOREU LUCIANA ISABEL         14.520.732       -     -     -    -        14.520.732
2462  AVA  27.551.259  ORTEGA DE JAIMES BLANCA EVA                11.207.458       -     -     -    -        11.207.458
2463  AVA  20.158.862  JARAMILLO DE CUENCA MARIELA                49.384.912       -     -     -    -        49.384.912
2464  AVA  22.576.790  JARAMILLO DE COLPAS HAYDEE LETICIA          4.624.908       -     -     -    -         4.624.908
2465  AVA  21.356.729  GOMEZ DE JARAMILLO MARIA INOCENCIA          6.043.273       -     -     -    -         6.043.273
2466  AVA  22.296.146  JIMENEZ DE ESCOLAR MERLINDA                88.522.328       -     -     -    -        88.522.328
2467  AVA  22.276.768  JIMENEZ BARRIOS ANA DE                     14.678.935       -     -     -    -        14.678.935
2468  AVA  20.181.873  JIMENEZ DE JIMENEZ FLOR MARIA              11.633.682       -     -     -    -        11.633.682
2469  AVA  22.321.078  LAMANNA DEL DUCA ROSA                      48.939.384       -     -     -    -        48.939.384
2470  AVA  41.512.294  LARA DE CORTES FLOR MARIA                 130.053.944       -     -     -    -       130.053.944
2471  AVA  52.185.941  LARA CARO MARIA BERTILDE                   12.473.373       -     -     -    -        12.473.373
2472  AVA  21.291.250  LAVERDE ARBOLEDA LIGIA DE                  14.971.084       -     -     -    -        14.971.084
2473  AVA  24.110.262  LEAL VELASQUEZ ALICIA DE                   51.188.708       -     -     -    -        51.188.708
2474  AVA  20.057.585  LINARES MEDINA MARIELA                      3.668.557       -     -     -    -         3.668.557
2475  AVA  22.292.848  LONDONO DE PARRA LUISA LEONIDAS            38.049.264       -     -     -    -        38.049.264
2476  AVA  32.399.264  ORREGO DE LOPERA DEYANIRA                  33.662.964       -     -     -    -        33.662.964
2477  AVA  22.293.879  LOPEZ DE ALBA VICTORIA EMILIA              16.558.860       -     -     -    -        16.558.860
2478  AVA  21.356.953  JARAMILLO DE LOPEZ LIGIA                   73.533.624       -     -     -    -        73.533.624
2479  AVA  22.335.329  MOLINA DE LOPEZ MARIA URSULINA              5.950.178       -     -     -    -         5.950.178
2480  AVA  43.090.559  LUNA DIAZ AURA ROSALBA                      9.477.753       -     -     -    -         9.477.753
2481  AVA  21.783.539  LLANO CASTANO MARTHA EDILMA
2482  AVA  22.689.284  MACANERO HERNANDEZ OLGA                   133.040.520       -     -     -    -       133.040.520
2483  AVA  22.525.886  MALDONADO DE MIRANDA YOLANDA MARIA         22.261.558       -     -     -    -        22.261.558
2484  AVA  22.349.957  MANOTAS DE MORENO SARAY                     1.195.222       -     -     -    -         1.195.222
2485  AVA  22.684.202  MARIN VDA DE MARCHEN LILIA                 17.615.718       -     -     -    -        17.615.718
2486  AVA  22.272.306  NAVARRO DE MARTINEZ LILIA                  55.050.344       -     -     -    -        55.050.344
2487  AVA  20.121.353  MARTINEZ DE CONTRERA MARIA DEL CARMEN      34.397.516       -     -     -    -        34.397.516
2488  AVA  22.309.372  MARTINEZ MARTINEZ SOL REGINA               41.108.356       -     -     -    -        41.108.356
2489  AVA  28.001.802  VASQUEZ DE MARTINEZ SOCORRO                23.604.858       -     -     -    -        23.604.858
2490  AVA  22.305.042  M. DE SAENZ BERTA                          17.877.500       -     -     -    -        17.877.500
2491  AVA  22.926.748  MATHIEU PATERNINA CARMEN DE                38.115.740       -     -     -    -        38.115.740
2492  AVA      66.232  MAUR Y BELTRAN LAURA                      127.252.088       -     -     -    -       127.252.088
2493  AVA  22.273.421  MAURY DE GALOFRE FELICIA                   33.935.248       -     -     -    -        33.935.248
2494  AVA  22.282.607  MAXWELL NUNEZ EVA SUSANA DE                68.475.408       -     -     -    -        68.475.408
2495  AVA  22.765.628  MENDOZA DE MERCADO AURA ELISA
2496  AVA  22.390.262  MARTINEZ DE MENDOZA GLADYS ESTHER          58.599.436       -     -     -    -        58.599.436
2497  AVA  21.297.817  MADRID DE MIER LUCIA                       55.183.208       -     -     -    -        55.183.208
2498  AVA  22.267.894  MOGOLLON DE DAJER JOSEFA                   27.870.248       -     -     -    -        27.870.248
2499  AVA  20.055.612  FERNANDEZ DE MOJICA MARIA EDILMA           11.449.265       -     -     -    -        11.449.265
2500  AVA  26.325.854  MOSQUERA DE MOSQUERA MARIA DEL CARMEN       9.123.734       -     -     -    -         9.123.734
2501  AVA  22.251.321  MUNOZ DE PINILLOS CELEDONIA MARIA          21.343.416       -     -     -    -        21.343.416
2502  AVA  22.318.701  NARANJO DE MOYA GEORGINA BEATRIZ          102.736.056       -     -     -    -       102.736.056
2503  AVA  22.284.585  NARVAEZ NARVAEZ ALBA TULIA                 20.220.426       -     -     -    -        20.220.426
2504  AVA  22.685.249  NAVARRO AHUMADA MARIA DEL CARMEN           12.599.928       -     -     -    -        12.599.928
2505  AVA  26.742.095  NAVARRO DE CASADIEGOS TEMILDA              14.272.684       -     -     -    -        14.272.684
2506  AVA  20.071.311  NAVARRO GRANADOS BLANCA NOHRA               6.576.957       -     -     -    -         6.576.957
2507  AVA  22.682.727  BARRIOS DE NIEBLES EVA                      1.545.530       -     -     -    -         1.545.530
2508  AVA  22.252.712  NIETO DE HERNANDEZ LILIA BERTHA            13.231.507       -     -     -    -        13.231.507
2509  AVA  22.681.242  MONTERO DE NIETO PAULINA ESTHER             1.852.777       -     -     -    -         1.852.777
2510  AVA  22.407.707  OBREDOR GASTELBONDO FLOR DE                28.850.106       -     -     -    -        28.850.106
2511  AVA  41.432.163  OLAYA DE GONZALEZ MARIA SANTOS             61.331.136       -     -     -    -        61.331.136
2512  AVA  22.321.546  OLIVER DE MOLANO LUISA                     15.170.393       -     -     -    -        15.170.393
2513  AVA  20.230.757  ORJUELA MEDINA MARIA CONSEJO               12.895.962       -     -     -    -        12.895.962
2514  AVA  22.626.463  OROZCO DE GOMEZ DOLORES                    32.411.324       -     -     -    -        32.411.324
2515  AVA  29.234.142  OROZCO RIASCOS ROSAURA                      9.123.734       -     -     -    -         9.123.734
2516  AVA  22.297.322  ORTIZ DE CANO SILVIA CECILIA               37.051.008       -     -     -    -        37.051.008
2517  AVA  22.298.948  OSORIO PADILLA HUBIA ESTHER                70.121.480       -     -     -    -        70.121.480
2518  AVA  20.133.033  OSPINA DE RINCON AMPARO                    49.244.580       -     -     -    -        49.244.580
2519  AVA  22.762.241  PACHECO CABARCAS MANUELA                   10.848.783       -     -     -    -        10.848.783
2520  AVA  20.291.796  PAEZ DE CRESPO FREDDYS DEL CARMEN          53.499.816       -     -     -    -        53.499.816
2521  AVA  22.369.410  PALCIO SANCHEZ DENYS MAGOLA DE             18.521.044       -     -     -    -        18.521.044
2522  AVA  22.266.938  PALACIO TORRENEGRA MATILDE                 43.246.972       -     -     -    -        43.246.972
2523  AVA  22.779.904  PARDO DE ORTEGON ALBA                      56.193.076       -     -     -    -        56.193.076
2524  AVA  22.339.640  PEREZ CASTRO FANNY DEL CARMEN              79.676.088       -     -     -    -        79.676.088
2525  AVA  41.424.244  PEREZ DE GUTIERREZ ALBA RUTH               19.599.220       -     -     -    -        19.599.220
2526  AVA  32.656.408  PEREZ DE LECHUGA MYRIAM ELENA              35.495.568       -     -     -    -        35.495.568
2527  AVA  32.694.117  PERNETT BARRIOS AMANDA LEONOR              62.847.700       -     -     -    -        62.847.700
2528  AVA  20.270.447  PINZON DE CHECA JUANA                      10.377.806       -     -     -    -        10.377.806
2529  AVA  28.961.229  PINZON DE AYALA CARMEN ELISA               12.852.242       -     -     -    -        12.852.242
2530  AVA  22.750.461  PIANETA DE PEREZ ANGELA MARIA              60.030.392       -     -     -    -        60.030.392
2531  AVA  22.743.485  POLO DE JIMENEZ ISABEL MARIA               27.000.116       -     -     -    -        27.000.116
2532  AVA  20.540.567  PORRAS DE MARTINEZ ANA INES                16.216.879       -     -     -    -        16.216.879
2533  AVA  22.290.331  POSADA DE ROBLEDO AMIRA DE JESUS            9.830.279       -     -     -    -         9.830.279
2534  AVA  22.769.355  CASTILLA DE PUERTA CRESCENCIA               7.516.862       -     -     -    -         7.516.862
2535  AVA  21.546.954  PULGARIN CORREA BLANCA ALICIA
2536  AVA  20.218.487  PULIDO DE CASTANEDA ISABELINA              58.108.308       -     -     -    -        58.108.308
2537  AVA  22.681.899  QUERALES ACERA FLORINDA DE                 60.678.400       -     -     -    -        60.678.400
2538  AVA  20.141.863  RAIRAN CORTES GRACIELA DE                  24.240.626       -     -     -    -        24.240.626
2539  AVA  20.323.896  RAMIREZ MARIA ESTRELLA                     72.982.072       -     -     -    -        72.982.072
2540  AVA  21.109.136  RAMIREZ DE CALDERON NAIDU GLORIA INES      21.570.826       -     -     -    -        21.570.826
2541  AVA  32.426.463  RAMIREZ ECHAVARRIA MARIA LIA               27.856.034       -     -     -    -        27.856.034
2542  AVA  20.246.284  RAMIREZ MELENDEZ MARIA TERESA DE           15.611.516       -     -     -    -        15.611.516
2543  AVA  20.306.493  RAMIREZ FORERO ELENA DE                    46.359.608       -     -     -    -        46.359.608
2544  AVA  20.096.560  SERRANO DE REMOLINA SONIA                 137.145.344       -     -     -    -       137.145.344
2545  AVA  20.008.534  RESTREPO DE ESPINOSA CLARA                167.058.544       -     -     -    -       167.058.544

2461  AVA  22.330.719  INSIGNARES DE MOREU LUCIANA ISABEL        -    -        14.520.732         156.835       14.725.915
2462  AVA  27.551.259  ORTEGA DE JAIMES BLANCA EVA               -    -        11.207.458         121.049       11.365.813
2463  AVA  20.158.862  JARAMILLO DE CUENCA MARIELA               -    -        49.384.912         490.194       50.182.223
2464  AVA  22.576.790  JARAMILLO DE COLPAS HAYDEE LETICIA        -    -         4.624.908          36.739        4.727.762
2465  AVA  21.356.729  GOMEZ DE JARAMILLO MARIA INOCENCIA        -    -         6.043.273         102.025        6.072.508
2466  AVA  22.296.146  JIMENEZ DE ESCOLAR MERLINDA               -    -        88.522.328         659.447       90.628.372
2467  AVA  22.276.768  JIMENEZ BARRIOS ANA DE                    -    -        14.678.935         151.888       14.901.130
2468  AVA  20.181.873  JIMENEZ DE JIMENEZ FLOR MARIA             -    -        11.633.682         125.653       11.798.103
2469  AVA  22.321.078  LAMANNA DEL DUCA ROSA                     -    -        48.939.384         323.909       50.225.231
2470  AVA  41.512.294  LARA DE CORTES FLOR MARIA                 -    -       130.053.944         659.121      134.595.138
2471  AVA  52.185.941  LARA CARO MARIA BERTILDE                  -    -        12.473.373         110.026       12.709.853
2472  AVA  21.291.250  LAVERDE ARBOLEDA LIGIA DE                 -    -        14.971.084         122.996       15.290.245
2473  AVA  24.110.262  LEAL VELASQUEZ ALICIA DE                  -    -        51.188.708         577.865       51.859.573
2474  AVA  20.057.585  LINARES MEDINA MARIELA                    -    -         3.668.557          29.142        3.750.141
2475  AVA  22.292.848  LONDONO DE PARRA LUISA LEONIDAS           -    -        38.049.264         292.560       38.926.400
2476  AVA  32.399.264  ORREGO DE LOPERA DEYANIRA                 -    -        33.662.964         205.667       34.618.936
2477  AVA  22.293.879  LOPEZ DE ALBA VICTORIA EMILIA             -    -        16.558.860         140.864       16.893.999
2478  AVA  21.356.953  JARAMILLO DE LOPEZ LIGIA                  -    -        73.533.624         584.132       75.169.078
2479  AVA  22.335.329  MOLINA DE LOPEZ MARIA URSULINA            -    -         5.950.178          47.267        6.082.558
2480  AVA  43.090.559  LUNA DIAZ AURA ROSALBA                    -    -         9.477.753          59.413        9.739.535
2481  AVA  21.783.539  LLANO CASTANO MARTHA EDILMA                                                 94.932       17.955.588
2482  AVA  22.689.284  MACANERO HERNANDEZ OLGA                   -    -       133.040.520         686.067      137.603.998
2483  AVA  22.525.886  MALDONADO DE MIRANDA YOLANDA MARIA        -    -        22.261.558         147.340       22.846.496
2484  AVA  22.349.957  MANOTAS DE MORENO SARAY                   -    -         1.195.222          16.322        1.205.951
2485  AVA  22.684.202  MARIN VDA DE MARCHEN LILIA                -    -        17.615.718         190.264       17.864.708
2486  AVA  22.272.306  NAVARRO DE MARTINEZ LILIA                 -    -        55.050.344         524.848       55.993.012
2487  AVA  20.121.353  MARTINEZ DE CONTRERA MARIA DEL CARMEN     -    -        34.397.516         264.482       35.190.497
2488  AVA  22.309.372  MARTINEZ MARTINEZ SOL REGINA              -    -        41.108.356         279.927       42.165.572
2489  AVA  28.001.802  VASQUEZ DE MARTINEZ SOCORRO               -    -        23.604.858         187.511       24.129.870
2490  AVA  22.305.042  M. DE SAENZ BERTA                         -    -        17.877.500         177.452       18.166.146
2491  AVA  22.926.748  MATHIEU PATERNINA CARMEN DE               -    -        38.115.740         293.071       38.994.392
2492  AVA      66.232  MAUR Y BELTRAN LAURA                      -    -       127.252.088         474.560      133.445.004
2493  AVA  22.273.421  MAURY DE GALOFRE FELICIA                  -    -        33.935.248         336.841       34.483.144
2494  AVA  22.282.607  MAXWELL NUNEZ EVA SUSANA DE               -    -        68.475.408         562.564       69.935.130
2495  AVA  22.765.628  MENDOZA DE MERCADO AURA ELISA                                              518.917       62.234.373
2496  AVA  22.390.262  MARTINEZ DE MENDOZA GLADYS ESTHER         -    -        58.599.436         333.602       60.410.521
2497  AVA  21.297.817  MADRID DE MIER LUCIA                      -    -        55.183.208         486.762       56.229.196
2498  AVA  22.267.894  MOGOLLON DE DAJER JOSEFA                  -    -        27.870.248         527.426       27.950.297
2499  AVA  20.055.612  FERNANDEZ DE MOJICA MARIA EDILMA          -    -        11.449.265          88.033       11.713.180
2500  AVA  26.325.854  MOSQUERA DE MOSQUERA MARIA DEL CARMEN     -    -         9.123.734          86.985        9.279.929
2501  AVA  22.251.321  MUNOZ DE PINILLOS CELEDONIA MARIA         -    -        21.343.416         181.566       21.775.441
2502  AVA  22.318.701  NARANJO DE MOYA GEORGINA BEATRIZ          -    -       102.736.056         679.965      105.435.166
2503  AVA  22.284.585  NARVAEZ NARVAEZ ALBA TULIA                -    -        20.220.426         166.122       20.651.453
2504  AVA  22.685.249  NAVARRO AHUMADA MARIA DEL CARMEN          -    -        12.599.928          76.981       12.957.841
2505  AVA  26.742.095  NAVARRO DE CASADIEGOS TEMILDA             -    -        14.272.684          91.892       14.656.817
2506  AVA  20.071.311  NAVARRO GRANADOS BLANCA NOHRA             -    -         6.576.957          71.036        6.669.877
2507  AVA  22.682.727  BARRIOS DE NIEBLES EVA                    -    -         1.545.530          13.633        1.574.841
2508  AVA  22.252.712  NIETO DE HERNANDEZ LILIA BERTHA           -    -        13.231.507         142.911       13.418.530
2509  AVA  22.681.242  MONTERO DE NIETO PAULINA ESTHER           -    -         1.852.777          16.343        1.887.891
2510  AVA  22.407.707  OBREDOR GASTELBONDO FLOR DE               -    -        28.850.106         393.972       29.108.625
2511  AVA  41.432.163  OLAYA DE GONZALEZ MARIA SANTOS            -    -        61.331.136         328.221       63.358.378
2512  AVA  22.321.546  OLIVER DE MOLANO LUISA                    -    -        15.170.393         171.257       15.369.187
2513  AVA  20.230.757  ORJUELA MEDINA MARIA CONSEJO              -    -        12.895.962         185.318       12.998.394
2514  AVA  22.626.463  OROZCO DE GOMEZ DOLORES                   -    -        32.411.324         275.719       33.067.329
2515  AVA  29.234.142  OROZCO RIASCOS ROSAURA                    -    -         9.123.734          86.985        9.279.929
2516  AVA  22.297.322  ORTIZ DE CANO SILVIA CECILIA              -    -        37.051.008         294.324       37.875.112
2517  AVA  22.298.948  OSORIO PADILLA HUBIA ESTHER               -    -        70.121.480         522.370       71.789.760
2518  AVA  20.133.033  OSPINA DE RINCON AMPARO                   -    -        49.244.580         335.331       50.511.110
2519  AVA  22.762.241  PACHECO CABARCAS MANUELA                  -    -        10.848.783         107.685       11.023.947
2520  AVA  20.291.796  PAEZ DE CRESPO FREDDYS DEL CARMEN         -    -        53.499.816         354.092       54.905.397
2521  AVA  22.369.410  PALCIO SANCHEZ DENYS MAGOLA DE            -    -        18.521.044         105.439       19.093.484
2522  AVA  22.266.938  PALACIO TORRENEGRA MATILDE                -    -        43.246.972         396.214       44.002.854
2523  AVA  22.779.904  PARDO DE ORTEGON ALBA                     -    -        56.193.076         393.966       57.604.908
2524  AVA  22.339.640  PEREZ CASTRO FANNY DEL CARMEN             -    -        79.676.088         512.982       81.820.870
2525  AVA  41.424.244  PEREZ DE GUTIERREZ ALBA RUTH              -    -        19.599.220         126.186       20.126.728
2526  AVA  32.656.408  PEREZ DE LECHUGA MYRIAM ELENA             -    -        35.495.568         164.564       36.851.140
2527  AVA  32.694.117  PERNETT BARRIOS AMANDA LEONOR             -    -        62.847.700         393.972       64.583.580
2528  AVA  20.270.447  PINZON DE CHECA JUANA                     -    -        10.377.806         103.010       10.545.357
2529  AVA  28.961.229  PINZON DE AYALA CARMEN ELISA              -    -        12.852.242         109.332       13.112.326
2530  AVA  22.750.461  PIANETA DE PEREZ ANGELA MARIA             -    -        60.030.392         595.861       60.999.582
2531  AVA  22.743.485  POLO DE JIMENEZ ISABEL MARIA              -    -        27.000.116         201.137       27.642.434
2532  AVA  20.540.567  PORRAS DE MARTINEZ ANA INES               -    -        16.216.879         120.808       16.602.748
2533  AVA  22.290.331  POSADA DE ROBLEDO AMIRA DE JESUS          -    -         9.830.279         101.717        9.979.053
2534  AVA  22.769.355  CASTILLA DE PUERTA CRESCENCIA             -    -         7.516.862          66.305        7.659.343
2535  AVA  21.546.954  PULGARIN CORREA BLANCA ALICIA                                               99.605       16.766.031
2536  AVA  20.218.487  PULIDO DE CASTANEDA ISABELINA             -    -        58.108.308         755.092       58.688.988
2537  AVA  22.681.899  QUERALES ACERA FLORINDA DE                -    -        60.678.400         535.234       61.828.524
2538  AVA  20.141.863  RAIRAN CORTES GRACIELA DE                 -    -        24.240.626         169.950       24.849.743
2539  AVA  20.323.896  RAMIREZ MARIA ESTRELLA                    -    -        72.982.072         561.158       74.664.550
2540  AVA  21.109.136  RAMIREZ DE CALDERON NAIDU GLORIA INES     -    -        21.570.826         107.520       22.336.601
2541  AVA  32.426.463  RAMIREZ ECHAVARRIA MARIA LIA              -    -        27.856.034         155.209       28.738.419
2542  AVA  20.246.284  RAMIREZ MELENDEZ MARIA TERESA DE          -    -        15.611.516         137.707       15.907.474
2543  AVA  20.306.493  RAMIREZ FORERO ELENA DE                   -    -        46.359.608         479.698       47.061.274
2544  AVA  20.096.560  SERRANO DE REMOLINA SONIA                 -    -       137.145.344       1.361.302      139.359.432
2545  AVA  20.008.534  RESTREPO DE ESPINOSA CLARA                -    -       167.058.544       1.530.534      169.978.512

2546 AVA      27.569.897  REYES AVELLANEDA MARIA DE LAS MERCEDES  783591  410  1    Viudo(a)     71   0    08/09/1932  01/11/1999
2547 AVA      22.389.954  REYES MAR MARINA ESTHER                 784696  410  2    Viudo(a)     58   0    28/09/1945  09/12/1995
2548 AVA      24.904.401  RINCON DE GUTIERREZ FABIOLA             789143  410  2    Viudo(a)     79   0    22/05/1925  01/03/2003
2549 AVA      20.296.919  RIVEROS DE OSPINA SARA MARIA            795012  410  2    Viudo(a)     62   0    19/03/1942  01/01/1999
2550 AVA      22.382.643  ROBELO LERMA ANA REGINA                 798221  410  2    Viudo(a)     56   0    23/02/1948  01/09/2000
2551 AVA      20.071.605  RODRIGUEZ DE VILLAMIL LUCRECIA          804790  410  2    Viudo(a)     84   0    06/05/1920  01/03/2002
2552 AVA      41.468.755  RODRIGUEZ MORENO ODILIA                 805195  410  2    Viudo(a)     59   0    30/10/1944  01/12/2000
2553 AVA      21.542.076  RODRIGUEZ ZARAZA AMELIA                 813816  410  2    Viudo(a)     49   0    07/01/1955  24/02/1991
2554 AVA      29.045.904  RODRIGUEZ DE RUIZ ADELAIDA              815485  410  2    Viudo(a)     68   0    28/05/1936  22/11/2000
2555 AVA      20.167.621  ROJAS DE QUIROGA ANA DILIA              820072  410  2    Viudo(a)     72   0    14/06/1932  27/02/2001
2556 AVA      22.263.664  MOLINA DE ROMERO AMINTA ROSA            828715  410  2    Viudo(a)     84   0    08/10/1919  01/09/1995
2557 AVA      20.146.084  GONZALEZ DE RUIZ MARIA FRANQUELINA      840464  410  2    Viudo(a)     79   0    17/08/1924  20/05/1987
2558 AVA      27.579.076  RUIZ DE HERNANDEZ ALBERTINA             841050  410  2    Viudo(a)     63   0    01/10/1941  01/03/2001
2559 AVA      38.950.129  SAAVEDRA DE PAZ BERTHA                  845692  410  2    Viudo(a)     63   0    18/12/1940  01/09/1998
2560 AVA      20.149.700  SABOGAL DE PULIDO ANA TULIA             846355  410  2    Viudo(a)     81   0    02/09/1923  01/11/1998
2561 AVA      38.983.584  SALCEDO DE CHINCHILLA DORIS             852331  410  2    Viudo(a)     57   0    05/04/1947  01/10/2000
2562 AVA      22.445.397  SANCHEZ DE HERAZO FRANCISCA ELVIRA      859961  410  2    Viudo(a)     68   0    04/10/1936  01/10/1996
2563 AVA      20.467.063  SANCHEZ DE PALACIOS ANA DOLORES         859983  410  2    Viudo(a)     78   0    26/09/1925  01/07/2003
2564 AVA      20.225.748  SANCHEZ DE UYABAN MARIA NINFA           860016  410  2    Viudo(a)     80   0    30/10/1923  01/11/2002
2565 AVA      40.785.770  SANCHEZ DE RAMIREZ ROSALBA              860226  410  2    Viudo(a)          0    25/10/1940  01/05/2003
2566 AVA      22.525.228  SARMIENTO DE MEZA JULIA                 876540  410  2    Viudo(a)     84   0    16/02/1920  01/07/1996
2567 AVA      20.018.731  SEGURA DE REYES ANGELICA DE JESUS       880670  410  2    Viudo(a)     81   0    26/03/1923  01/11/2001
2568 AVA      22.293.815  SIERRA PUELLO OFELIA DE                 887681  410  2    Viudo(a)     67   0    08/01/1936  20/02/1995
2569 AVA      31.232.613  SILVA COLLAZOS CELMIRA                  889265  410  2    Viudo(a)     52   0    13/11/1951  01/08/1998
2570 AVA      20.098.223  SILVA DE MORA MARIA INES                889302  410  2    Viudo(a)     69   0    15/09/1934  01/10/1998
2571 AVA      21.378.710  SOLORZANO ORTIZ ANA GLENDA DE           894703  410  2    Viudo(a)     59   0    22/07/1944  01/05/1992
2572 AVA      22.283.416  SONETT POLO LESBIA DE                   894876  410  2    Viudo(a)     80   0    27/03/1924  05/08/1991
2573 AVA      29.072.474  SOTO DE PLAZA MARIA JOSEFA              896512  410  2    Viudo(a)     82   0    19/03/1922  01/06/1996
2574 AVA      22.683.603  SILVERA DE STAND BEATRIZ ALICIA         898085  410  2    Viudo(a)     76   0    03/04/1928  23/04/1984
2575 AVA      22.408.997  SUAREZ PRIETO MARLENE                   901585  410  2    Viudo(a)     51   0    08/01/1952  27/10/1999
2576 AVA      41.370.933  BARRERA DE TINOCO CARMEN CECILIA        912586  410  2    Viudo(a)     57   0    23/10/1946  29/08/1983
2577 AVA      22.265.501  CANTILLO DE TORRES MERCEDES             917685  410  2    Viudo(a)     78   0    15/05/1926  21/01/1986
2578 AVA      27.555.584  TORRES DE DUARTE MARIA CELINA           918610  410  2    Viudo(a)     71   0    02/03/1933  01/06/2000
2579 AVA      17.073.110  TORRES VALERIO                          925422  410  1    Casado(a)    61   0    03/05/1943  25/05/1966
2580 AVA      22.758.623  BRID DE TOUS LINAN YOLANDA DEL SOCORRO  925503  410  2    Viudo(a)     66   0    08/02/1937  31/01/1995
2581 AVA      41.308.381  TOVAR DE MARTINEZ MARIA                 925665  410  2    Viudo(a)     59   0    19/07/1944  24/11/2000
2582 AVA      22.254.632  TURCIOS OJEDA NELLY DE                  932982  410  2    Viudo(a)     76   0    04/04/1928  01/12/1994
2583 AVA      22.685.010  VALEGA VILLARREAL REBECA ESTHER         941824  410  2    Viudo(a)     59   0    25/05/1945  01/08/1999
2584 AVA      22.525.114  VARELA DE SERJE JOSEFINA                949233  410  2    Viudo(a)     79   0    01/09/1925  01/09/1997
2585 AVA      20.230.746  VARGAS DE PRECIADO MATILDE              951215  410  2    Viudo(a)     67   0    03/07/1937  04/11/2000
2586 AVA      24.912.213  VARGAS DE GUZMAN HELENA                 951451  410  2    Viudo(a)     79   0    28/07/1924  01/12/2002
2587 AVA      29.090.044  CALERO DE VASQUEZ BLANCA MYRIAM         956782  410  2    Viudo(a)     65   0    25/05/1939  16/07/1984
2588 AVA      21.299.365  VASQUEZ DE SALAS ELENA MARIA            957386  410  2    Viudo(a)     68   0    02/12/1936  01/11/2001
2589 AVA      22.291.497  VELASCO MARQUEZ MARIA DEL CARMEN        961111  410  2    Viudo(a)     74   0    07/02/1929  05/12/1994
2590 AVA      20.319.388  BOHORQUEZ DE VERANO PRESENTACION        968855  410  2    Viudo(a)     81   0    24/07/1922  10/12/1973
2591 AVA      29.019.993  VILLEGAS DE CAMARGO MARIA DEL C         983194  410  2    Viudo(a)     70   0    09/05/1933  01/12/1995
2592 AVA      22.278.074  MARRUGO DE VILORIA NILDA ISABEL         983986  410  2    Viudo(a)     76   0    09/05/1927  25/05/1983
2593 AVA      20.259.296  GALLO DE ZABALA MARIA ELENA             991443  410  2    Viudo(a)     70   0    31/12/1933  18/04/1988
2594 AVA      22.279.847  ZAMBRANO DE RODRIGUEZ ELINA             992445  410  2    Viudo(a)     65   0    26/07/1938  01/05/1998
2595 AVA      20.141.392  ZAMBRANO DE SANTOS CARMEN SOFIA         992482  410  2    Viudo(a)     81   0    06/04/1923  01/04/2002
2596 AVA      22.682.438  ESCORCIA DE BARRIOS VICENTA ISABEL       32043  410  2    Viudo(a)     75   0    20/06/1929  01/02/2002
2597 AVA      22.763.080  CARRIAZO DE VIZCAINO HILDA              181016  410  2    Viudo(a)     69   0    17/04/1935  01/12/1996
2598 AVA      60.294.751  FERRER SEPULVEDA MARIA GLORIA           336685  410  2    Viudo(a)     45   0    01/12/1959  01/10/1996
2599 AVA      20.196.879  REYES DE BERNAL ANA DOMINGA             783624  410  2    Viudo(a)     66   0    01/10/1938  01/03/2001
2600 AVA      22.429.507  ACUNA KRONZELD YOLANDA ESTHER             8750  530  1    Soltero(a)   16   0    29/01/1954  01/03/2002
2601 AVA      72.159.734  BARCELO BERMUDEZ MARIO JACOBO            79461  530  1    Soltero(a)   39   0    27/11/1964  01/03/2001
2602 AVA      20.554.604  BRAVO FERNANDEZ GLORIA ESTER            128962  530  2    Soltero(a)   69   0    07/04/1934  01/07/2001
2603 AVA       3.732.416  CORBACHO SANDOVAL MARCELIANO ALBERTO    229563  530  1    Soltero(a)   50   0    05/12/1954  01/03/2000
2604 AVA      41.783.146  CUBILLO MARIA LUCY                      249034  530  2    Soltero(a)        0    03/07/1959  22/02/1993
2605 AVA  91.062.618.200  CANO CHOPERENA STIVEN INOCENCIO         263163  530  1    Soltero(a)        0    26/06/1991  01/02/2003
2606 AVA      79.142.967  TORO PELAEZ JUAN GUILLERMO              914922  530  1    Soltero(a)        0    29/10/1956  01/06/2003
2607 SAM         536.283  BENITEZ CASTRO JORGE LUIS                64360  100  1    Casado(a)    74   0    15/10/1929  15/10/1979
2608 SAM       3.689.059  BUSTAMANTE DUNAD ANTONIO                 65359  100  1    Casado(a)    78   0    26/04/1926  01/06/1981
2609 SAM         115.581  CORREA RAMIREZ JAIME DE JESUS            69286  100  1    Casado(a)    73   0    07/12/1930  12/07/1985
2610 SAM       3.346.769  HERNANDEZ ANGEL ALFONSO DE JESUS         76802  100  1    Casado(a)    80   0    03/05/1924  22/04/1977
2611 SAM         836.809  HERNANDEZ GONZALEZ ARMANDO LUIS          76984  100  1    Casado(a)    73   0    10/09/1930  01/05/1952
2612 SAM         538.868  JIMENEZ BRAVO AURELIO                    78485  100  1    Casado(a)    85   0    09/12/1918  01/07/1974
2613 SAM         542.984  LOAIZA GARCIA PEDRO PABLO                79533  100  1    Casado(a)    86   0    03/01/1918  02/03/1968
2614 SAM          65.460  MANSILLA BELTRAN RITO ANTONIO            81182  100  1    Casado(a)    79   0    20/07/1924  05/04/1973
2615 SAM       3.782.451  MIRANDA BARRIOS CRISTOBAL                82859  100  1    Casado(a)    81   0    07/10/1922  01/01/1986
2616 SAM         811.038  MONTEALEGRE GUTIERREZ JESUS ALBERTO      83238  100  1    Casado(a)    71   0    14/09/1932  14/09/1987
2617 SAM         672.138  POSSO CUERVO JULIO HERNAN                89847  100  1    Casado(a)    73   0    07/03/1930  03/07/1985
2618 SAM       3.529.646  QUIRAMA VALENCIA JESUS MARIA             90639  100  1    Casado(a)    75   0    28/04/1929  28/04/1984
2619 SAM         500.699  SILVA ROBERTO                            95422  100  1    Casado(a)    72   0    26/10/1931  01/10/1981
2620 SAM         538.904  VASQUEZ RESTREPO DARIO                   98095  100  1    Casado(a)    71   0    13/01/1933  13/01/1988
2621 SAM         501.032  VILLA SIERRA JORGE RAFAEL                98731  100  1    Casado(a)    73   0    29/06/1931  29/06/1986
2622 SAM         538.873  GALLO MARIN JOSE REINALDO                72884  100  1    Casado(a)    75   0    31/07/1928  01/08/1983
2623 SAM       2.914.533  GARZON VASQUEZ GUILLERMO                 73486  110  1    Union libre  68   0    06/03/1936  15/12/1994
2624 SAM       2.925.716  GOMEZ BEJARANO ALVARO                    75085  110  1    Casado(a)    65   0    16/12/1938  16/12/1993
2625 SAM      19.085.262  GROSS MEJIA MANUEL RICARDO               75838  110  1    Casado(a)    54   0    15/10/1949  30/01/1971
2626 SAM      17.023.596  HERRERA CONTRERAS JORGE                  77511  110  1    Casado(a)    63   0    07/08/1940  09/01/1970
2627 SAM       2.854.623  LOZANO GARZON TULIO ALFONSO              80812  110  1    Casado(a)    69   0    24/11/1934  13/01/1970
2628 SAM         318.311  MILLAN FAJARDO JORGE ERNESTO             82685  110  1    Casado(a)    69   0    19/03/1935  07/01/1970
2629 SAM      17.028.630  MIRANDA RODRIGUEZ FRANCISCO JAVIER       82925  110  1    Casado(a)    75   0    12/03/1928  16/08/1969
2630 SAM         800.026  NARANJO OLAYA ALBERTO                    85126  110  1    Casado(a)    73   0    23/05/1931  20/05/1987

2546 AVA      27.569.897  REYES AVELLANEDA MARIA DE LAS MERCEDES  BENEFICIARIA COMPARTIDA           146.564  18.078.314            -
2547 AVA      22.389.954  REYES MAR MARINA ESTHER                 BENEFICIARIA COMPARTIDA            74.133  13.867.074            -
2548 AVA      24.904.401  RINCON DE GUTIERREZ FABIOLA             BENEFICIARIA COMPARTIDA           132.107  12.461.852            -
2549 AVA      20.296.919  RIVEROS DE OSPINA SARA MARIA            BENEFICIARIA COMPARTIDA           217.550  36.956.648            -
2550 AVA      22.382.643  ROBELO LERMA ANA REGINA                 BENEFICIARIA COMPARTIDA           444.836  86.786.080            -
2551 AVA      20.071.605  RODRIGUEZ DE VILLAMIL LUCRECIA          BENEFICIARIA COMPARTIDA           242.664  17.982.496            -
2552 AVA      41.468.755  RODRIGUEZ MORENO ODILIA                 BENEFICIARIA COMPARTIDA            79.817  14.598.316            -
2553 AVA      21.542.076  RODRIGUEZ ZARAZA AMELIA                 BENEFICIARIA COMPARTIDA           369.961  81.528.112            -
2554 AVA      29.045.904  RODRIGUEZ DE RUIZ ADELAIDA              BENEFICIARIA COMPARTIDA           577.023  82.485.016            -
2555 AVA      20.167.621  ROJAS DE QUIROGA ANA DILIA              BENEFICIARIA COMPARTIDA           276.755  34.644.560            -
2556 AVA      22.263.664  MOLINA DE ROMERO AMINTA ROSA            BENEFICIARIA COMPARTIDA           227.464  16.856.108            -
2557 AVA      20.146.084  GONZALEZ DE RUIZ MARIA FRANQUELINA      BENEFICIARIA COMPARTIDA           114.728  10.822.465            -
2558 AVA      27.579.076  RUIZ DE HERNANDEZ ALBERTINA             BENEFICIARIA COMPARTIDA            63.808  10.553.833            -
2559 AVA      38.950.129  SAAVEDRA DE PAZ BERTHA                  BENEFICIARIA COMPARTIDA           334.453  55.318.472            -
2560 AVA      20.149.700  SABOGAL DE PULIDO ANA TULIA             BENEFICIARIA COMPARTIDA           671.637  57.761.580            -
2561 AVA      38.983.584  SALCEDO DE CHINCHILLA DORIS             BENEFICIARIA COMPARTIDA            79.427  15.180.248            -
2562 AVA      22.445.397  SANCHEZ DE HERAZO FRANCISCA ELVIRA      BENEFICIARIA COMPARTIDA           457.222  65.359.548            -
2563 AVA      20.467.063  SANCHEZ DE PALACIOS ANA DOLORES         BENEFICIARIA COMPARTIDA           385.281  37.986.664            -
2564 AVA      20.225.748  SANCHEZ DE UYABAN MARIA NINFA           BENEFICIARIA COMPARTIDA           479.020  43.174.728            -
2565 AVA      40.785.770  SANCHEZ DE RAMIREZ ROSALBA              BENEFICIARIA COMPARTIDA
2566 AVA      22.525.228  SARMIENTO DE MEZA JULIA                 BENEFICIARIA COMPARTIDA            17.783   1.317.801            -
2567 AVA      20.018.731  SEGURA DE REYES ANGELICA DE JESUS       BENEFICIARIA COMPARTIDA           170.128  14.631.210            -
2568 AVA      22.293.815  SIERRA PUELLO OFELIA DE                 BENEFICIARIA COMPARTIDA           357.468  52.695.860            -
2569 AVA      31.232.613  SILVA COLLAZOS CELMIRA                  BENEFICIARIA COMPARTIDA           312.570  65.677.188            -
2570 AVA      20.098.223  SILVA DE MORA MARIA INES                BENEFICIARIA COMPARTIDA           309.291  42.835.856            -
2571 AVA      21.378.710  SOLORZANO ORTIZ ANA GLENDA DE           BENEFICIARIA COMPARTIDA           369.961  67.664.880            -
2572 AVA      22.283.416  SONETT POLO LESBIA DE                   BENEFICIARIA COMPARTIDA           369.961  33.345.090            -
2573 AVA      29.072.474  SOTO DE PLAZA MARIA JOSEFA              BENEFICIARIA COMPARTIDA           143.117  11.728.393            -
2574 AVA      22.683.603  SILVERA DE STAND BEATRIZ ALICIA         BENEFICIARIA COMPARTIDA           147.004  15.771.192            -
2575 AVA      22.408.997  SUAREZ PRIETO MARLENE                   BENEFICIARIA COMPARTIDA           212.065  45.306.064            -
2576 AVA      41.370.933  BARRERA DE TINOCO CARMEN CECILIA        BENEFICIARIA COMPARTIDA           158.993  30.387.062            -
2577 AVA      22.265.501  CANTILLO DE TORRES MERCEDES             BENEFICIARIA COMPARTIDA            38.623   3.808.023            -
2578 AVA      27.555.584  TORRES DE DUARTE MARIA CELINA           BENEFICIARIA COMPARTIDA            60.050   7.783.668            -
2579 AVA      17.073.110  TORRES VALERIO                          BENEFICIARIA COMPARTIDA           766.848 127.984.584   37.466.348
2580 AVA      22.758.623  BRID DE TOUS LINAN YOLANDA DEL SOCORRO  BENEFICIARIA COMPARTIDA           295.313  44.855.460            -
2581 AVA      41.308.381  TOVAR DE MARTINEZ MARIA                 BENEFICIARIA COMPARTIDA           182.771  33.428.330            -
2582 AVA      22.254.632  TURCIOS OJEDA NELLY DE                  BENEFICIARIA COMPARTIDA           363.502  38.997.984            -
2583 AVA      22.685.010  VALEGA VILLARREAL REBECA ESTHER         BENEFICIARIA COMPARTIDA           363.079  66.406.180            -
2584 AVA      22.525.114  VARELA DE SERJE JOSEFINA                BENEFICIARIA COMPARTIDA            12.812   1.208.575            -
2585 AVA      20.230.746  VARGAS DE PRECIADO MATILDE              BENEFICIARIA COMPARTIDA           201.433  29.694.084            -
2586 AVA      24.912.213  VARGAS DE GUZMAN HELENA                 BENEFICIARIA COMPARTIDA           259.136  24.444.690            -
2587 AVA      29.090.044  CALERO DE VASQUEZ BLANCA MYRIAM         BENEFICIARIA COMPARTIDA           124.926  19.536.506            -
2588 AVA      21.299.365  VASQUEZ DE SALAS ELENA MARIA            BENEFICIARIA COMPARTIDA           496.710  71.004.328            -
2589 AVA      22.291.497  VELASCO MARQUEZ MARIA DEL CARMEN        BENEFICIARIA COMPARTIDA           160.576  18.664.448            -
2590 AVA      20.319.388  BOHORQUEZ DE VERANO PRESENTACION        BENEFICIARIA COMPARTIDA           146.880  12.631.854            -
2591 AVA      29.019.993  VILLEGAS DE CAMARGO MARIA DEL C         BENEFICIARIA COMPARTIDA           169.131  22.672.906            -
2592 AVA      22.278.074  MARRUGO DE VILORIA NILDA ISABEL         BENEFICIARIA COMPARTIDA           105.525  11.321.155            -
2593 AVA      20.259.296  GALLO DE ZABALA MARIA ELENA             BENEFICIARIA COMPARTIDA           334.190  44.799.936            -
2594 AVA      22.279.847  ZAMBRANO DE RODRIGUEZ ELINA             BENEFICIARIA COMPARTIDA            41.804   6.537.503            -
2595 AVA      20.141.392  ZAMBRANO DE SANTOS CARMEN SOFIA         BENEFICIARIA COMPARTIDA           218.166  18.762.536            -
2596 AVA      22.682.438  ESCORCIA DE BARRIOS VICENTA ISABEL      BENEFICIARIA COMPARTIDA            32.489   3.628.875            -
2597 AVA      22.763.080  CARRIAZO DE VIZCAINO HILDA              BENEFICIARIA COMPARTIDA            65.643   9.091.355            -
2598 AVA      60.294.751  FERRER SEPULVEDA MARIA GLORIA           BENEFICIARIA COMPARTIDA            95.177  22.139.296            -
2599 AVA      20.196.879  REYES DE BERNAL ANA DOMINGA             BENEFICIARIA COMPARTIDA            75.982  11.541.000            -
2600 AVA      22.429.507  ACUNA KRONZELD YOLANDA ESTHER           HIJOS BENEFICIARIOS DE PENSION    567.787  49.928.804            -
2601 AVA      72.159.734  BARCELO BERMUDEZ MARIO JACOBO           HIJOS BENEFICIARIOS DE PENSION    369.970  72.429.800            -
2602 AVA      20.554.604  BRAVO FERNANDEZ GLORIA ESTER            HIJOS BENEFICIARIOS DE PENSION    380.791  51.763.532            -
2603 AVA       3.732.416  CORBACHO SANDOVAL MARCELIANO ALBERTO    HIJOS BENEFICIARIOS DE PENSION    459.851  79.973.712            -
2604 AVA      41.783.146  CUBILLO MARIA LUCY                      HIJOS BENEFICIARIOS DE PENSION
2605 AVA  91.062.618.200  CANO CHOPERENA STIVEN INOCENCIO         HIJOS BENEFICIARIOS DE PENSION
2606 AVA      79.142.967  TORO PELAEZ JUAN GUILLERMO              HIJOS BENEFICIARIOS DE PENSION
2607 SAM         536.283  BENITEZ CASTRO JORGE LUIS               JUBILACION TOTAL CARGO EMPRESA    856.029  94.422.352   42.614.944
2608 SAM       3.689.059  BUSTAMANTE DUNAD ANTONIO                JUBILACION TOTAL CARGO EMPRESA    393.444  36.768.928   18.696.344
2609 SAM         115.581  CORREA RAMIREZ JAIME DE JESUS           JUBILACION TOTAL CARGO EMPRESA    363.079  41.618.404   18.205.904
2610 SAM       3.346.769  HERNANDEZ ANGEL ALFONSO DE JESUS        JUBILACION TOTAL CARGO EMPRESA    462.003  39.445.200   21.172.680
2611 SAM         836.809  HERNANDEZ GONZALEZ ARMANDO LUIS         JUBILACION TOTAL CARGO EMPRESA    349.119  40.018.224   17.505.906
2612 SAM         538.868  JIMENEZ BRAVO AURELIO                   JUBILACION TOTAL CARGO EMPRESA  1.113.804  74.193.968   45.187.344
2613 SAM         542.984  LOAIZA GARCIA PEDRO PABLO               JUBILACION TOTAL CARGO EMPRESA    408.065  25.767.332   16.060.053
2614 SAM          65.460  MANSILLA BELTRAN RITO ANTONIO           JUBILACION TOTAL CARGO EMPRESA  1.071.097  95.736.688   50.046.740
2615 SAM       3.782.451  MIRANDA BARRIOS CRISTOBAL               JUBILACION TOTAL CARGO EMPRESA    406.588  33.116.948   18.256.182
2616 SAM         811.038  MONTEALEGRE GUTIERREZ JESUS ALBERTO     JUBILACION TOTAL CARGO EMPRESA    363.079  44.784.912   18.391.308
2617 SAM         672.138  POSSO CUERVO JULIO HERNAN               JUBILACION TOTAL CARGO EMPRESA    363.079  41.618.404   18.205.904
2618 SAM       3.529.646  QUIRAMA VALENCIA JESUS MARIA            JUBILACION TOTAL CARGO EMPRESA    363.079  38.494.916   17.913.766
2619 SAM         500.699  SILVA ROBERTO                           JUBILACION TOTAL CARGO EMPRESA    676.443  80.480.648   34.115.308
2620 SAM         538.904  VASQUEZ RESTREPO DARIO                  JUBILACION TOTAL CARGO EMPRESA    363.079  44.784.912   18.391.308
2621 SAM         501.032  VILLA SIERRA JORGE RAFAEL               JUBILACION TOTAL CARGO EMPRESA    363.079  41.618.404   18.205.904
2622 SAM         538.873  GALLO MARIN JOSE REINALDO               JUBILACION TOTAL CARGO EMPRESA    404.834  42.921.928   19.973.896
2623 SAM       2.914.533  GARZON VASQUEZ GUILLERMO                JUBILACION VUELO TOTAL EMPRESA  2.479.702 338.664.864  126.135.864
2624 SAM       2.925.716  GOMEZ BEJARANO ALVARO                   JUBILACION VUELO TOTAL EMPRESA    363.079  54.342.416   18.342.018
2625 SAM      19.085.262  GROSS MEJIA MANUEL RICARDO              JUBILACION VUELO TOTAL EMPRESA  4.350.361 850.965.184  188.287.920
2626 SAM      17.023.596  HERRERA CONTRERAS JORGE                 JUBILACION VUELO TOTAL EMPRESA  3.542.915 560.951.296  176.627.680
2627 SAM       2.854.623  LOZANO GARZON TULIO ALFONSO             JUBILACION VUELO TOTAL EMPRESA  1.713.266 225.180.912   88.183.312
2628 SAM         318.311  MILLAN FAJARDO JORGE ERNESTO            JUBILACION VUELO TOTAL EMPRESA  2.871.939 377.469.600  147.821.232
2629 SAM      17.028.630  MIRANDA RODRIGUEZ FRANCISCO JAVIER      JUBILACION VUELO TOTAL EMPRESA  1.188.780 126.038.648   58.652.604
2630 SAM         800.026  NARANJO OLAYA ALBERTO                   JUBILACION VUELO TOTAL EMPRESA  1.574.901 180.525.088   78.970.400

2546 AVA      27.569.897  REYES AVELLANEDA MARIA DE LAS MERCEDES          -     18.078.314            -           -  -             -
2547 AVA      22.389.954  REYES MAR MARINA ESTHER                         -     13.867.074            -           -  -             -
2548 AVA      24.904.401  RINCON DE GUTIERREZ FABIOLA                     -     12.461.852            -           -  -             -
2549 AVA      20.296.919  RIVEROS DE OSPINA SARA MARIA                    -     36.956.648            -           -  -             -
2550 AVA      22.382.643  ROBELO LERMA ANA REGINA                         -     86.786.080            -           -  -             -
2551 AVA      20.071.605  RODRIGUEZ DE VILLAMIL LUCRECIA                  -     17.982.496            -           -  -             -
2552 AVA      41.468.755  RODRIGUEZ MORENO ODILIA                         -     14.598.316            -           -  -             -
2553 AVA      21.542.076  RODRIGUEZ ZARAZA AMELIA                         -     81.528.112            -           -  -             -
2554 AVA      29.045.904  RODRIGUEZ DE RUIZ ADELAIDA                      -     82.485.016            -           -  -             -
2555 AVA      20.167.621  ROJAS DE QUIROGA ANA DILIA                      -     34.644.560            -           -  -             -
2556 AVA      22.263.664  MOLINA DE ROMERO AMINTA ROSA                    -     16.856.108            -           -  -             -
2557 AVA      20.146.084  GONZALEZ DE RUIZ MARIA FRANQUELINA              -     10.822.465            -           -  -             -
2558 AVA      27.579.076  RUIZ DE HERNANDEZ ALBERTINA                     -     10.553.833            -           -  -             -
2559 AVA      38.950.129  SAAVEDRA DE PAZ BERTHA                          -     55.318.472            -           -  -             -
2560 AVA      20.149.700  SABOGAL DE PULIDO ANA TULIA                     -     57.761.580            -           -  -             -
2561 AVA      38.983.584  SALCEDO DE CHINCHILLA DORIS                     -     15.180.248            -           -  -             -
2562 AVA      22.445.397  SANCHEZ DE HERAZO FRANCISCA ELVIRA              -     65.359.548            -           -  -             -
2563 AVA      20.467.063  SANCHEZ DE PALACIOS ANA DOLORES                 -     37.986.664            -           -  -             -
2564 AVA      20.225.748  SANCHEZ DE UYABAN MARIA NINFA                   -     43.174.728            -           -  -             -
2565 AVA      40.785.770  SANCHEZ DE RAMIREZ ROSALBA
2566 AVA      22.525.228  SARMIENTO DE MEZA JULIA                         -      1.317.801            -           -  -             -
2567 AVA      20.018.731  SEGURA DE REYES ANGELICA DE JESUS               -     14.631.210            -           -  -             -
2568 AVA      22.293.815  SIERRA PUELLO OFELIA DE                         -     52.695.860            -           -  -             -
2569 AVA      31.232.613  SILVA COLLAZOS CELMIRA                          -     65.677.188            -           -  -             -
2570 AVA      20.098.223  SILVA DE MORA MARIA INES                        -     42.835.856            -           -  -             -
2571 AVA      21.378.710  SOLORZANO ORTIZ ANA GLENDA DE                   -     67.664.880            -           -  -             -
2572 AVA      22.283.416  SONETT POLO LESBIA DE                           -     33.345.090            -           -  -             -
2573 AVA      29.072.474  SOTO DE PLAZA MARIA JOSEFA                      -     11.728.393            -           -  -             -
2574 AVA      22.683.603  SILVERA DE STAND BEATRIZ ALICIA                 -     15.771.192            -           -  -             -
2575 AVA      22.408.997  SUAREZ PRIETO MARLENE                           -     45.306.064            -           -  -             -
2576 AVA      41.370.933  BARRERA DE TINOCO CARMEN CECILIA                -     30.387.062            -           -  -             -
2577 AVA      22.265.501  CANTILLO DE TORRES MERCEDES                     -      3.808.023            -           -  -             -
2578 AVA      27.555.584  TORRES DE DUARTE MARIA CELINA                   -      7.783.668            -           -  -             -
2579 AVA      17.073.110  TORRES VALERIO                                  -    165.450.932  102.387.670  29.973.081  -   132.360.751
2580 AVA      22.758.623  BRID DE TOUS LINAN YOLANDA DEL SOCORRO          -     44.855.460            -           -  -             -
2581 AVA      41.308.381  TOVAR DE MARTINEZ MARIA                         -     33.428.330            -           -  -             -
2582 AVA      22.254.632  TURCIOS OJEDA NELLY DE                          -     38.997.984            -           -  -             -
2583 AVA      22.685.010  VALEGA VILLARREAL REBECA ESTHER                 -     66.406.180            -           -  -             -
2584 AVA      22.525.114  VARELA DE SERJE JOSEFINA                        -      1.208.575            -           -  -             -
2585 AVA      20.230.746  VARGAS DE PRECIADO MATILDE                      -     29.694.084            -           -  -             -
2586 AVA      24.912.213  VARGAS DE GUZMAN HELENA                         -     24.444.690            -           -  -             -
2587 AVA      29.090.044  CALERO DE VASQUEZ BLANCA MYRIAM                 -     19.536.506            -           -  -             -
2588 AVA      21.299.365  VASQUEZ DE SALAS ELENA MARIA                    -     71.004.328            -           -  -             -
2589 AVA      22.291.497  VELASCO MARQUEZ MARIA DEL CARMEN                -     18.664.448            -           -  -             -
2590 AVA      20.319.388  BOHORQUEZ DE VERANO PRESENTACION                -     12.631.854            -           -  -             -
2591 AVA      29.019.993  VILLEGAS DE CAMARGO MARIA DEL C                 -     22.672.906            -           -  -             -
2592 AVA      22.278.074  MARRUGO DE VILORIA NILDA ISABEL                 -     11.321.155            -           -  -             -
2593 AVA      20.259.296  GALLO DE ZABALA MARIA ELENA                     -     44.799.936            -           -  -             -
2594 AVA      22.279.847  ZAMBRANO DE RODRIGUEZ ELINA                     -      6.537.503            -           -  -             -
2595 AVA      20.141.392  ZAMBRANO DE SANTOS CARMEN SOFIA                 -     18.762.536            -           -  -             -
2596 AVA      22.682.438  ESCORCIA DE BARRIOS VICENTA ISABEL              -      3.628.875            -           -  -             -
2597 AVA      22.763.080  CARRIAZO DE VIZCAINO HILDA                      -      9.091.355            -           -  -             -
2598 AVA      60.294.751  FERRER SEPULVEDA MARIA GLORIA                   -     22.139.296            -           -  -             -
2599 AVA      20.196.879  REYES DE BERNAL ANA DOMINGA                     -     11.541.000            -           -  -             -
2600 AVA      22.429.507  ACUNA KRONZELD YOLANDA ESTHER                   -     49.928.804            -           -  -             -
2601 AVA      72.159.734  BARCELO BERMUDEZ MARIO JACOBO                   -     72.429.800            -           -  -             -
2602 AVA      20.554.604  BRAVO FERNANDEZ GLORIA ESTER                    -     51.763.532            -           -  -             -
2603 AVA       3.732.416  CORBACHO SANDOVAL MARCELIANO ALBERTO            -     79.973.712            -           -  -             -
2604 AVA      41.783.146  CUBILLO MARIA LUCY
2605 AVA  91.062.618.200  CANO CHOPERENA STIVEN INOCENCIO
2606 AVA      79.142.967  TORO PELAEZ JUAN GUILLERMO
2607 SAM         536.283  BENITEZ CASTRO JORGE LUIS               1.199.001    138.236.297            -           -  -             -
2608 SAM       3.689.059  BUSTAMANTE DUNAD ANTONIO                1.301.449     56.766.721            -           -  -             -
2609 SAM         115.581  CORREA RAMIREZ JAIME DE JESUS           1.172.712     60.997.020            -           -  -             -
2610 SAM       3.346.769  HERNANDEZ ANGEL ALFONSO DE JESUS        1.350.551     61.968.431            -           -  -             -
2611 SAM         836.809  HERNANDEZ GONZALEZ ARMANDO LUIS         1.172.712     58.696.842            -           -  -             -
2612 SAM         538.868  JIMENEZ BRAVO AURELIO                   1.464.655    120.845.967            -           -  -             -
2613 SAM         542.984  LOAIZA GARCIA PEDRO PABLO               1.485.741     43.313.126            -           -  -             -
2614 SAM           65.46  MANSILLA BELTRAN RITO ANTONIO           1.326.210    147.109.638            -           -  -             -
2615 SAM       3.782.451  MIRANDA BARRIOS CRISTOBAL               1.374.434     52.747.564            -           -  -             -
2616 SAM         811.038  MONTEALEGRE GUTIERREZ JESUS ALBERTO     1.119.683     64.295.903            -           -  -             -
2617 SAM         672.138  POSSO CUERVO JULIO HERNAN               1.172.712     60.997.020            -           -  -             -
2618 SAM       3.529.646  QUIRAMA VALENCIA JESUS MARIA            1.225.021     57.633.703            -           -  -             -
2619 SAM         500.699  SILVA ROBERTO                           1.146.262    115.742.218            -           -  -             -
2620 SAM         538.904  VASQUEZ RESTREPO DARIO                  1.119.683     64.295.903            -           -  -             -
2621 SAM         501.032  VILLA SIERRA JORGE RAFAEL               1.172.712     60.997.020            -           -  -             -
2622 SAM         538.873  GALLO MARIN JOSE REINALDO               1.225.021     64.120.845            -           -  -             -
2623 SAM       2.914.533  GARZON VASQUEZ GUILLERMO                1.552.435    466.353.163            -           -  -             -
2624 SAM       2.925.716  GOMEZ BEJARANO ALVARO                     959.624     73.644.058            -           -  -             -
2625 SAM      19.085.262  GROSS MEJIA MANUEL RICARDO                680.306  1.039.933.410            -           -  -             -
2626 SAM      17.023.596  HERRERA CONTRERAS JORGE                   906.970    738.485.946            -           -  -             -
2627 SAM       2.854.623  LOZANO GARZON TULIO ALFONSO             1.104.866    314.469.090            -           -  -             -
2628 SAM         318.311  MILLAN FAJARDO JORGE ERNESTO            1.852.081    527.142.913            -           -  -             -
2629 SAM      17.028.630  MIRANDA RODRIGUEZ FRANCISCO JAVIER      1.225.021    185.916.273            -           -  -             -
2630 SAM         800.026  NARANJO OLAYA ALBERTO                   1.172.712    260.668.200            -           -  -             -

2546 AVA      27.569.897  REYES AVELLANEDA MARIA DE LAS MERCEDES   18.078.314            -          -
2547 AVA      22.389.954  REYES MAR MARINA ESTHER                  13.867.074            -          -
2548 AVA      24.904.401  RINCON DE GUTIERREZ FABIOLA              12.461.852            -          -
2549 AVA      20.296.919  RIVEROS DE OSPINA SARA MARIA             36.956.648            -          -
2550 AVA      22.382.643  ROBELO LERMA ANA REGINA                  86.786.080            -          -
2551 AVA      20.071.605  RODRIGUEZ DE VILLAMIL LUCRECIA           17.982.496            -          -
2552 AVA      41.468.755  RODRIGUEZ MORENO ODILIA                  14.598.316            -          -
2553 AVA      21.542.076  RODRIGUEZ ZARAZA AMELIA                  81.528.112            -          -
2554 AVA      29.045.904  RODRIGUEZ DE RUIZ ADELAIDA               82.485.016            -          -
2555 AVA      20.167.621  ROJAS DE QUIROGA ANA DILIA               34.644.560            -          -
2556 AVA      22.263.664  MOLINA DE ROMERO AMINTA ROSA             16.856.108            -          -
2557 AVA      20.146.084  GONZALEZ DE RUIZ MARIA FRANQUELINA       10.822.465            -          -
2558 AVA      27.579.076  RUIZ DE HERNANDEZ ALBERTINA              10.553.833            -          -
2559 AVA      38.950.129  SAAVEDRA DE PAZ BERTHA                   55.318.472            -          -
2560 AVA      20.149.700  SABOGAL DE PULIDO ANA TULIA              57.761.580            -          -
2561 AVA      38.983.584  SALCEDO DE CHINCHILLA DORIS              15.180.248            -          -
2562 AVA      22.445.397  SANCHEZ DE HERAZO FRANCISCA ELVIRA       65.359.548            -          -
2563 AVA      20.467.063  SANCHEZ DE PALACIOS ANA DOLORES          37.986.664            -          -
2564 AVA      20.225.748  SANCHEZ DE UYABAN MARIA NINFA            43.174.728            -          -
2565 AVA      40.785.770  SANCHEZ DE RAMIREZ ROSALBA
2566 AVA      22.525.228  SARMIENTO DE MEZA JULIA                   1.317.801            -          -
2567 AVA      20.018.731  SEGURA DE REYES ANGELICA DE JESUS        14.631.210            -          -
2568 AVA      22.293.815  SIERRA PUELLO OFELIA DE                  52.695.860            -          -
2569 AVA      31.232.613  SILVA COLLAZOS CELMIRA                   65.677.188            -          -
2570 AVA      20.098.223  SILVA DE MORA MARIA INES                 42.835.856            -          -
2571 AVA      21.378.710  SOLORZANO ORTIZ ANA GLENDA DE            67.664.880            -          -
2572 AVA      22.283.416  SONETT POLO LESBIA DE                    33.345.090            -          -
2573 AVA      29.072.474  SOTO DE PLAZA MARIA JOSEFA               11.728.393            -          -
2574 AVA      22.683.603  SILVERA DE STAND BEATRIZ ALICIA          15.771.192            -          -
2575 AVA      22.408.997  SUAREZ PRIETO MARLENE                    45.306.064            -          -
2576 AVA      41.370.933  BARRERA DE TINOCO CARMEN CECILIA         30.387.062            -          -
2577 AVA      22.265.501  CANTILLO DE TORRES MERCEDES               3.808.023            -          -
2578 AVA      27.555.584  TORRES DE DUARTE MARIA CELINA             7.783.668            -          -
2579 AVA      17.073.110  TORRES VALERIO                           25.596.914    7.493.267          -
2580 AVA      22.758.623  BRID DE TOUS LINAN YOLANDA DEL SOCORRO   44.855.460            -          -
2581 AVA      41.308.381  TOVAR DE MARTINEZ MARIA                  33.428.330            -          -
2582 AVA      22.254.632  TURCIOS OJEDA NELLY DE                   38.997.984            -          -
2583 AVA      22.685.010  VALEGA VILLARREAL REBECA ESTHER          66.406.180            -          -
2584 AVA      22.525.114  VARELA DE SERJE JOSEFINA                  1.208.575            -          -
2585 AVA      20.230.746  VARGAS DE PRECIADO MATILDE               29.694.084            -          -
2586 AVA      24.912.213  VARGAS DE GUZMAN HELENA                  24.444.690            -          -
2587 AVA      29.090.044  CALERO DE VASQUEZ BLANCA MYRIAM          19.536.506            -          -
2588 AVA      21.299.365  VASQUEZ DE SALAS ELENA MARIA             71.004.328            -          -
2589 AVA      22.291.497  VELASCO MARQUEZ MARIA DEL CARMEN         18.664.448            -          -
2590 AVA      20.319.388  BOHORQUEZ DE VERANO PRESENTACION         12.631.854            -          -
2591 AVA      29.019.993  VILLEGAS DE CAMARGO MARIA DEL C          22.672.906            -          -
2592 AVA      22.278.074  MARRUGO DE VILORIA NILDA ISABEL          11.321.155            -          -
2593 AVA      20.259.296  GALLO DE ZABALA MARIA ELENA              44.799.936            -          -
2594 AVA      22.279.847  ZAMBRANO DE RODRIGUEZ ELINA               6.537.503            -          -
2595 AVA      20.141.392  ZAMBRANO DE SANTOS CARMEN SOFIA          18.762.536            -          -
2596 AVA      22.682.438  ESCORCIA DE BARRIOS VICENTA ISABEL        3.628.875            -          -
2597 AVA      22.763.080  CARRIAZO DE VIZCAINO HILDA                9.091.355            -          -
2598 AVA      60.294.751  FERRER SEPULVEDA MARIA GLORIA            22.139.296            -          -
2599 AVA      20.196.879  REYES DE BERNAL ANA DOMINGA              11.541.000            -          -
2600 AVA      22.429.507  ACUNA KRONZELD YOLANDA ESTHER            49.928.804            -          -
2601 AVA      72.159.734  BARCELO BERMUDEZ MARIO JACOBO            72.429.800            -          -
2602 AVA      20.554.604  BRAVO FERNANDEZ GLORIA ESTER             51.763.532            -          -
2603 AVA       3.732.416  CORBACHO SANDOVAL MARCELIANO ALBERTO     79.973.712            -          -
2604 AVA      41.783.146  CUBILLO MARIA LUCY
2605 AVA  91.062.618.200  CANO CHOPERENA STIVEN INOCENCIO
2606 AVA      79.142.967  TORO PELAEZ JUAN GUILLERMO
2607 SAM         536.283  BENITEZ CASTRO JORGE LUIS                94.422.352   42.614.944  1.199.001
2608 SAM       3.689.059  BUSTAMANTE DUNAD ANTONIO                 36.768.928   18.696.344  1.301.449
2609 SAM         115.581  CORREA RAMIREZ JAIME DE JESUS            41.618.404   18.205.904  1.172.712
2610 SAM       3.346.769  HERNANDEZ ANGEL ALFONSO DE JESUS         39.445.200   21.172.680  1.350.551
2611 SAM         836.809  HERNANDEZ GONZALEZ ARMANDO LUIS          40.018.224   17.505.906  1.172.712
2612 SAM         538.868  JIMENEZ BRAVO AURELIO                    74.193.968   45.187.344  1.464.655
2613 SAM         542.984  LOAIZA GARCIA PEDRO PABLO                25.767.332   16.060.053  1.485.741
2614 SAM          65.460  MANSILLA BELTRAN RITO ANTONIO            95.736.688   50.046.740  1.326.210
2615 SAM       3.782.451  MIRANDA BARRIOS CRISTOBAL                33.116.948   18.256.182  1.374.434
2616 SAM         811.038  MONTEALEGRE GUTIERREZ JESUS ALBERTO      44.784.912   18.391.308  1.119.683
2617 SAM         672.138  POSSO CUERVO JULIO HERNAN                41.618.404   18.205.904  1.172.712
2618 SAM       3.529.646  QUIRAMA VALENCIA JESUS MARIA             38.494.916   17.913.766  1.225.021
2619 SAM         500.699  SILVA ROBERTO                            80.480.648   34.115.308  1.146.262
2620 SAM         538.904  VASQUEZ RESTREPO DARIO                   44.784.912   18.391.308  1.119.683
2621 SAM         501.032  VILLA SIERRA JORGE RAFAEL                41.618.404   18.205.904  1.172.712
2622 SAM         538.873  GALLO MARIN JOSE REINALDO                42.921.928   19.973.896  1.225.021
2623 SAM       2.914.533  GARZON VASQUEZ GUILLERMO                338.664.864  126.135.864  1.552.435
2624 SAM       2.925.716  GOMEZ BEJARANO ALVARO                    54.342.416   18.342.018    959.624
2625 SAM      19.085.262  GROSS MEJIA MANUEL RICARDO              850.965.184  188.287.920    680.306
2626 SAM      17.023.596  HERRERA CONTRERAS JORGE                 560.951.296  176.627.680    906.970
2627 SAM       2.854.623  LOZANO GARZON TULIO ALFONSO             225.180.912   88.183.312  1.104.866
2628 SAM         318.311  MILLAN FAJARDO JORGE ERNESTO            377.469.600  147.821.232  1.852.081
2629 SAM      17.028.630  MIRANDA RODRIGUEZ FRANCISCO JAVIER      126.038.648   58.652.604  1.225.021
2630 SAM         800.026  NARANJO OLAYA ALBERTO                   180.525.088   78.970.400  1.172.712

2546 AVA      27.569.897  REYES AVELLANEDA MARIA DE LAS MERCEDES     18.078.314    156.076     18.446.426
2547 AVA      22.389.954  REYES MAR MARINA ESTHER                    13.867.074     78.944     14.295.622
2548 AVA      24.904.401  RINCON DE GUTIERREZ FABIOLA                12.461.852    140.681     12.625.193
2549 AVA      20.296.919  RIVEROS DE OSPINA SARA MARIA               36.956.648    231.669     37.977.352
2550 AVA      22.382.643  ROBELO LERMA ANA REGINA                    86.786.080    473.706     89.597.504
2551 AVA      20.071.605  RODRIGUEZ DE VILLAMIL LUCRECIA             17.982.496    258.413     18.125.353
2552 AVA      41.468.755  RODRIGUEZ MORENO ODILIA                    14.598.316     84.997     15.037.743
2553 AVA      21.542.076  RODRIGUEZ ZARAZA AMELIA                    81.528.112    393.972     84.517.682
2554 AVA      29.045.904  RODRIGUEZ DE RUIZ ADELAIDA                 82.485.016    614.472     84.447.420
2555 AVA      20.167.621  ROJAS DE QUIROGA ANA DILIA                 34.644.560    294.716     35.345.665
2556 AVA      22.263.664  MOLINA DE ROMERO AMINTA ROSA               16.856.108    242.226     16.989.980
2557 AVA      20.146.084  GONZALEZ DE RUIZ MARIA FRANQUELINA         10.822.465    122.174     10.964.312
2558 AVA      27.579.076  RUIZ DE HERNANDEZ ALBERTINA                10.553.833     67.949     10.837.898
2559 AVA      38.950.129  SAAVEDRA DE PAZ BERTHA                     55.318.472    356.159     56.807.529
2560 AVA      20.149.700  SABOGAL DE PULIDO ANA TULIA                57.761.580    715.226     58.399.321
2561 AVA      38.983.584  SALCEDO DE CHINCHILLA DORIS                15.180.248     84.582     15.661.160
2562 AVA      22.445.397  SANCHEZ DE HERAZO FRANCISCA ELVIRA         65.359.548    486.896     66.914.543
2563 AVA      20.467.063  SANCHEZ DE PALACIOS ANA DOLORES            37.986.664    410.286     38.523.523
2564 AVA      20.225.748  SANCHEZ DE UYABAN MARIA NINFA              43.174.728    510.108     43.695.735
2565 AVA      40.785.770  SANCHEZ DE RAMIREZ ROSALBA                                25.136      4.009.204
2566 AVA      22.525.228  SARMIENTO DE MEZA JULIA                     1.317.801     18.937      1.328.261
2567 AVA      20.018.731  SEGURA DE REYES ANGELICA DE JESUS          14.631.210    181.169     14.792.732
2568 AVA      22.293.815  SIERRA PUELLO OFELIA DE                    52.695.860    380.668     53.985.677
2569 AVA      31.232.613  SILVA COLLAZOS CELMIRA                     65.677.188    332.856     67.970.527
2570 AVA      20.098.223  SILVA DE MORA MARIA INES                   42.835.856    329.364     43.823.337
2571 AVA      21.378.710  SOLORZANO ORTIZ ANA GLENDA DE              67.664.880    393.972     69.701.870
2572 AVA      22.283.416  SONETT POLO LESBIA DE                      33.345.090    393.972     33.747.552
2573 AVA      29.072.474  SOTO DE PLAZA MARIA JOSEFA                 11.728.393    152.405     11.845.571
2574 AVA      22.683.603  SILVERA DE STAND BEATRIZ ALICIA            15.771.192    156.545     16.025.851
2575 AVA      22.408.997  SUAREZ PRIETO MARLENE                      45.306.064    225.828     46.914.341
2576 AVA      41.370.933  BARRERA DE TINOCO CARMEN CECILIA           30.387.062    169.312     31.349.722
2577 AVA      22.265.501  CANTILLO DE TORRES MERCEDES                 3.808.023     41.130      3.861.873
2578 AVA      27.555.584  TORRES DE DUARTE MARIA CELINA               7.783.668     63.947      7.949.571
2579 AVA      17.073.110  TORRES VALERIO                             33.090.181     50.314      8.108.158
2580 AVA      22.758.623  BRID DE TOUS LINAN YOLANDA DEL SOCORRO     44.855.460    314.479     45.982.481
2581 AVA      41.308.381  TOVAR DE MARTINEZ MARIA                    33.428.330    194.633     34.434.641
2582 AVA      22.254.632  TURCIOS OJEDA NELLY DE                     38.997.984    387.093     39.627.550
2583 AVA      22.685.010  VALEGA VILLARREAL REBECA ESTHER            66.406.180    386.643     68.405.221
2584 AVA      22.525.114  VARELA DE SERJE JOSEFINA                    1.208.575     13.644      1.224.459
2585 AVA      20.230.746  VARGAS DE PRECIADO MATILDE                 29.694.084    214.506     30.420.869
2586 AVA      24.912.213  VARGAS DE GUZMAN HELENA                    24.444.690    275.954     24.765.053
2587 AVA      29.090.044  CALERO DE VASQUEZ BLANCA MYRIAM            19.536.506    133.034     20.038.990
2588 AVA      21.299.365  VASQUEZ DE SALAS ELENA MARIA               71.004.328    528.947     72.693.652
2589 AVA      22.291.497  VELASCO MARQUEZ MARIA DEL CARMEN           18.664.448    170.997     18.990.638
2590 AVA      20.319.388  BOHORQUEZ DE VERANO PRESENTACION           12.631.854    156.413     12.771.366
2591 AVA      29.019.993  VILLEGAS DE CAMARGO MARIA DEL C            22.672.906    180.108     23.177.214
2592 AVA      22.278.074  MARRUGO DE VILORIA NILDA ISABEL            11.321.155    112.374     11.503.970
2593 AVA      20.259.296  GALLO DE ZABALA MARIA ELENA                44.799.936    355.879     45.796.320
2594 AVA      22.279.847  ZAMBRANO DE RODRIGUEZ ELINA                 6.537.503     44.517      6.705.623
2595 AVA      20.141.392  ZAMBRANO DE SANTOS CARMEN SOFIA            18.762.536    232.325     18.969.700
2596 AVA      22.682.438  ESCORCIA DE BARRIOS VICENTA ISABEL          3.628.875     34.598      3.691.062
2597 AVA      22.763.080  CARRIAZO DE VIZCAINO HILDA                  9.091.355     69.903      9.300.903
2598 AVA      60.294.751  FERRER SEPULVEDA MARIA GLORIA              22.139.296    101.354     22.994.841
2599 AVA      20.196.879  REYES DE BERNAL ANA DOMINGA                11.541.000     80.913     11.830.934
2600 AVA      22.429.507  ACUNA KRONZELD YOLANDA ESTHER              49.928.804    604.636     49.928.804
2601 AVA      72.159.734  BARCELO BERMUDEZ MARIO JACOBO              72.429.800    393.981     72.429.800
2602 AVA      20.554.604  BRAVO FERNANDEZ GLORIA ESTER               51.763.532    405.504     51.763.532
2603 AVA       3.732.416  CORBACHO SANDOVAL MARCELIANO ALBERTO       79.973.712    489.695     79.973.712
2604 AVA      41.783.146  CUBILLO MARIA LUCY                                       196.982     31.741.970
2605 AVA  91.062.618.200  CANO CHOPERENA STIVEN INOCENCIO                          294.324     31.741.970
2606 AVA      79.142.967  TORO PELAEZ JUAN GUILLERMO                             1.329.894     72.429.800
2607 SAM         536.283  BENITEZ CASTRO JORGE LUIS                 138.236.297    911.585    141.767.934
2608 SAM       3.689.059  BUSTAMANTE DUNAD ANTONIO                   56.766.721    418.979     58.033.229
2609 SAM         115.581  CORREA RAMIREZ JAIME DE JESUS              60.997.020    386.643     62.640.263
2610 SAM       3.346.769  HERNANDEZ ANGEL ALFONSO DE JESUS           61.968.431    491.987     63.225.813
2611 SAM         836.809  HERNANDEZ GONZALEZ ARMANDO LUIS            58.696.842    371.777     60.280.377
2612 SAM         538.868  JIMENEZ BRAVO AURELIO                     120.845.967  1.186.090    122.594.391
2613 SAM         542.984  LOAIZA GARCIA PEDRO PABLO                  43.313.126    434.548     43.947.810
2614 SAM          65.460  MANSILLA BELTRAN RITO ANTONIO             147.109.638  1.140.611    150.110.304
2615 SAM       3.782.451  MIRANDA BARRIOS CRISTOBAL                  52.747.564    432.976     53.776.139
2616 SAM         811.038  MONTEALEGRE GUTIERREZ JESUS ALBERTO        64.295.903    386.643     66.126.314
2617 SAM         672.138  POSSO CUERVO JULIO HERNAN                  60.997.020    386.643     62.640.263
2618 SAM       3.529.646  QUIRAMA VALENCIA JESUS MARIA               57.633.703    386.643     59.091.329
2619 SAM         500.699  SILVA ROBERTO                             115.742.218    720.344    118.901.030
2620 SAM         538.904  VASQUEZ RESTREPO DARIO                     64.295.903    386.643     66.126.314
2621 SAM         501.032  VILLA SIERRA JORGE RAFAEL                  60.997.020    386.643     62.640.263
2622 SAM         538.873  GALLO MARIN JOSE REINALDO                  64.120.845    431.108     65.735.433
2623 SAM       2.914.533  GARZON VASQUEZ GUILLERMO                  466.353.163  2.640.635    480.099.679
2624 SAM       2.925.716  GOMEZ BEJARANO ALVARO                      73.644.058    386.643     76.054.379
2625 SAM      19.085.262  GROSS MEJIA MANUEL RICARDO              1.039.933.410  4.632.699  1.080.211.410
2626 SAM      17.023.596  HERRERA CONTRERAS JORGE                   738.485.946  3.772.850    763.292.280
2627 SAM       2.854.623  LOZANO GARZON TULIO ALFONSO               314.469.090  1.824.457    323.820.191
2628 SAM         318.311  MILLAN FAJARDO JORGE ERNESTO              527.142.913  3.058.328    542.818.116
2629 SAM      17.028.630  MIRANDA RODRIGUEZ FRANCISCO JAVIER        185.916.273  1.265.932    190.477.480
2630 SAM         800.026  NARANJO OLAYA ALBERTO                     260.668.200  1.677.112    267.494.734

2631 SAM     538.879  OSPINA ARANGO URBANO                          87023  110  1    Viudo(a)       83   0    24/01/1921  01/07/1980
2632 SAM   8.249.473  PELAEZ FRANCO GILDARDO                        88153  110  1    Casado(a)      60   0    21/03/1944  01/12/1994
2633 SAM   8.346.563  PIMIENTA SOTO JUAN IGNACIO                    89011  110  1    Casado(a)      52   0    25/07/1951  01/08/1994
2634 SAM  17.110.046  PINTO RODRIGUEZ GERMAN                        89912  110  1    Casado(a)      60   0     12/8/1943  01/12/1994
2635 SAM  32.397.479  RODRIGUEZ ARBOLEDA MARIA NOHEMY               92809  110  2    Union libre    61   0      2/1/1943  18/08/1994
2636 SAM     353.113  RODRIGUEZ ELEJADUE PEDRO ELIAS                93153  110  1    Casado(a)      68   0    27/12/1935  21/11/1969
2637 SAM     318.096  VARGAS GOMEZ JORGE ENRIQUE                    97733  110  1    Divorsiado(a)  74   0    26/05/1930  01/12/1985
2638 SAM     352.945  VARGAS VARGAS DAGOBERTO                       97873  110  1    Casado(a)      74   0    16/06/1930  20/08/1969
2639 SAM  26.020.479  ACOSTA VDA DE ORTIZ AURA                      60277  200  2    Viudo(a)       69   0    31/12/1934  02/02/1988
2640 SAM  24.276.276  BOTERO VDA DE T MARINA                        65094  200  2    Viudo(a)       66   0      2/1/1938  01/01/1986
2641 SAM  21.378.831  LEROLLE DE ARIAS MAUD OCTAVIA                 79384  200  2    Viudo(a)       62   0    20/05/1942  01/08/1999
2642 SAM  21.323.063  LLANO VDA DE G VIRGINIA                       79509  200  2    Viudo(a)       76   0    18/09/1927  16/09/1981
2643 SAM  22.320.075  LOPEZ RODRIGUEZ MARTHA ALICIA                 80515  200  2    Viudo(a)       74   0      1/9/1929  24/07/1995
2644 SAM  21.268.377  MARIN DE FLOREZ TERESA                        81430  200  2    Casado(a)      70   0     12/6/1934  08/02/1994
2645 SAM  22.262.016  MARULANDA DE GOMEZ TERESA                     81836  200  2    Viudo(a)       73   0     6/11/1930  22/03/1996
2646 SAM  26.254.535  MEJIA VDA DE B MARINA                         82180  200  2    Viudo(a)       71   0     8/10/1932  26/07/1983
2647 SAM  21.323.838  MUNOZ DE MURILLO BERTA LIGIA                  84905  200  2    Viudo(a)       79   0      5/5/1925  01/12/2000
2648 SAM  21.302.760  PARADA VDA DE M ROSA ELENA                    87841  200  2    Viudo(a)       82   0    26/05/1922  01/09/1977
2649 SAM  21.291.573  PINO VDA DE RESTREPO CARMEN                   89292  200  2    Viudo(a)       77   0    19/12/1926  01/03/1977
2650 SAM  21.305.844  REMIREZ VDA DE GOMEZ MARIA AURORA             90704  200  1    Viudo(a)       84   0    25/04/1920  03/06/1995
2651 SAM      10.130  RATI GRIEBLING HELEN                          91173  200  2    Viudo(a)       80   0    16/12/1923  03/02/1971
2652 SAM  21.287.746  TOBON DE POSADA BETTY                         96529  200  2    Viudo(a)       77   0    24/08/1926  01/03/2002
2653 SAM  41.345.222  TOVAR ZAPATA LUZ STELLA                       96917  200  2    Viudo(a)       58   0     4/12/1945  01/04/1996
2654 SAM  21.383.175  VELEZ VDA DE CORREA LUCILA                    98335  200  2    Viudo(a)       73   0     4/11/1930  20/10/1995
2655 SAM  32.400.325  MEDINA VDA DE ORTIZ LORENZA                   82107  210  2    Viudo(a)       64   0     12/1/1940  29/01/1984
2656 SAM  15.241.595  MENDEZ CORREDOR ALBERTO                       82305  210  1    Viudo(a)       47   0     12/5/1957  20/05/1993
2657 SAM  20.047.711  RICO DE FORERO LYDDA INES                     92098  210  2    Viudo(a)       76   0      5/8/1927  01/02/1999
2658 SAM  41.647.034  ROBLES DE MARTINEZ MARTHA LUZ                 92411  210  2    Viudo(a)       49   0    10/10/1954  20/05/1993
2659 SAM  32.531.406  YEPES MOLINA TERESITA DEL NINO             32531406  210  2    Viudo(a)            0      2/9/1957  01/10/2003
2660 SAM   3.508.409  BARBARAN ESTRADA JOSE ISAIAS                  63669  300  1    Casado(a)      58   0      1/3/1946  02/03/1998
2661 SAM   6.159.178  CORDOBA PORTOCARRERO PEDRO NEL                68999  300  1    Soltero(a)     54   0    10/12/1949  04/03/1974
2662 SAM   7.431.124  SANCHEZ HAWNKINS CESAR AUGUSTO                94375  300  1    Casado(a)      58   0     5/11/1945  28/08/1974
2663 SAM  41.503.743  SIERRA GONZALEZ MARIA TERESA                  95216  300  2    Soltero(a)     53   0    13/04/1951  01/09/1970
2664 SAM   8.243.676  ALVAREZ ESTRADA JUAN ENRIQUE                  61481  310  1    Casado(a)      60   0    18/07/1943  03/03/1997
2665 SAM   3.502.511  ARANGO ESCOBAR JOSE DEMETRIO                  62299  310  1    Soltero(a)     64   0    23/08/1939  23/08/1994
2666 SAM  19.177.572  CARDOZO PAZ LUIS FERNANDO                     67116  310  1    Casado(a)      51   0      7/7/1952  21/04/1981
2667 SAM  17.139.164  CASTILLO HERNANDEZ JAIME                      68056  310  1    Casado(a)      58   0     10/1/1946  27/03/1967
2668 SAM  17.169.290  LEON SANCHEZ ALVARO                           79335  310  1    Casado(a)      58   0      9/2/1946  02/08/1966
2669 SAM   8.286.796  MADRID ESCOBAR FRANCISCO JAVIER               81034  310  1    Casado(a)      55   0    19/07/1948  04/11/1997
2670 SAM   8.265.685  PEREZ HERNANDEZ GUILLERMO LEON                88567  310  1    Casado(a)      58   0    27/04/1946  01/12/1993
2671 SAM  17.122.182  SEQUERA DUARTE ALVARO ANTONIO                 94938  310  1    Casado(a)      59   0    31/12/1944  31/12/1996
2672 SAM   8.250.879  CARMONA OSPINA GUILLERMO LEON                 67140  320  1    Casado(a)      61   0    20/05/1943  16/12/1994
2673 SAM     680.673  AGUIRRE LOPEZ LUIS ALFONSO                    61085  400  1    Casado(a)      66   0      8/7/1937  09/02/1965
2674 SAM   2.775.134  ALVAREZ MUNOZ DAVID                           61648  400  1    Casado(a)      96   0    28/01/1908  01/07/1969
2675 SAM  17.063.170  BEJARANO CORCHUELO MIGUEL ANTONIO             64055  400  1    Casado(a)      62   0      6/6/1942  02/09/1966
2676 SAM  20.339.239  BENJUMEA DE CASAS NELLY                       64428  400  2    Casado(a)      61   0      4/3/1943  09/10/1961
2677 SAM   2.915.542  BLANCO GOMEZ RAFAEL                           64915  400  1    Casado(a)      64   0      7/1/1940  15/11/1959
2678 SAM     536.248  BUELVAS RICARDO JOSE ROGEA                    65276  400  1    Casado(a)      77   0    22/01/1927  22/01/1982
2679 SAM   3.318.097  CARDENAS ESCOBAR FRANCISCO WILLIAN            66852  400  1    Casado(a)      66   0      2/4/1938  24/08/1993
2680 SAM   3.337.794  CARRASQUILLA ECHEVER RICARDO                  67355  400  1    Casado(a)      76   0    16/11/1927  03/02/1981
2681 SAM   3.284.907  FLORES CASTANO RUBEN DARIO                    72033  400  1    Union libre    67   0     1/10/1936  16/12/1994
2682 SAM     135.449  FORERO SANCHEZ LUIS EDUARDO                   72470  400  1    Casado(a)      70   0    25/01/1934  09/12/1957
2683 SAM   3.345.295  GALOFRE GUTIERREZ GABRIEL                     72959  400  1    Casado(a)      85   0    22/02/1919  16/06/1973
2684 SAM     536.296  GONZALEZ MARTINEZ OCTAVIO                     75549  400  1    Casado(a)      77   0     10/6/1927  01/02/1978
2685 SAM  32.425.888  GUILLEN VASQUEZ ANGELA                        76109  400  2    Soltero(a)     56   0    21/09/1947  25/03/1966
2686 SAM      86.340  HERNANDEZ MOLINA ALCIBIADES                   77156  400  1    Casado(a)      78   0    18/04/1926  05/11/1949
2687 SAM  21.306.675  JARAMILLO RESTREPO TERESITA                   78402  400  2    Soltero(a)     68   0      4/5/1936  08/07/1992
2688 SAM  21.313.685  LONDONO OLARTE EVANGELINA                     79749  400  2    Soltero(a)     73   0    28/10/1930  01/06/1982
2689 SAM  32.077.741  LOPEZ GIL MARIA PASTORA                       80010  400  2    Casado(a)      59   0    24/04/1945  16/08/1993
2690 SAM   3.336.059  MOLINA MOLINA FRANCISCO LUIS                  83006  400  1    Casado(a)      64   0      8/9/1939  01/10/1988
2691 SAM   3.714.629  NUNEZ ANCHILA MIGUEL A                        85555  400  1    Casado(a)      80   0    22/09/1923  16/10/1981
2692 SAM   3.329.105  PENAGOS TABARES LUIS CARLOS                   88435  400  1    Casado(a)      65   0    18/12/1938  22/11/1993
2693 SAM   1.151.752  RODRIGUEZ ESPINEL LISANDRO                    93070  400  1    Casado(a)      71   0    25/10/1932  21/02/1962
2694 SAM   2.856.356  ROJAS HERNANDEZ CARLOS EDUARDO                93328  400  1    Casado(a)      68   0    31/05/1936  08/06/1992
2695 SAM  20.069.708  TORRES DE LEE ROSA TULIA                      96685  400  2    Viudo(a)       67   0    15/07/1936  16/08/1954
2696 SAM     868.078  ZARACHE HURTADO VICENTE                       99630  400  1    Casado(a)      83   0    16/06/1921  14/10/1977
2697 SAM  20.075.285  ARENAS VDA. HERNANDE CECILIA                  62745  410  2    Viudo(a)       74   0    24/07/1929  18/09/1997
2698 SAM  33.123.898  BARRAZA DE BUSTILLO LEONOR MARIA              63743  410  2    Viudo(a)       59   0    29/08/1944  01/04/1991
2699 SAM  22.344.651  CAMARGO CAMARGO RUTH                          66191  410  2    Viudo(a)       76   0    25/08/1927  21/04/1977
2700 SAM  22.290.302  DONADO VDA DE VISBAL LILIA                    70540  410  2    Viudo(a)       90   0     7/10/1913  01/03/1977
2701 SAM  21.274.326  GAVIRIA VDA DE PUERT DALILA                   73585  410  2    Viudo(a)       65   0      3/5/1939  13/03/1979
2702 SAM  21.317.945  GIRALDO VDA DE A MARGARITA DE JESUS           74062  410  2    Viudo(a)       72   0    16/09/1931  31/07/1997
2703 SAM  21.354.514  MIRA DE OLAYA LIGIA                           82768  410  2    Viudo(a)       63   0    23/05/1941  18/10/1995
2704 SAM  21.802.690  SIERRA VDA DE CORREA JOSEFINA DE LOS DOLO     95174  410  2    Viudo(a)       63   0    14/06/1941  22/02/1996
2705 SAM  21.370.520  URQUIJO VDA DE C ROSA ELENA                   97386  410  2    Viudo(a)       67   0      5/8/1936  29/09/1976

2631 SAM     538.879  OSPINA ARANGO URBANO                       JUBILACION VUELO TOTAL EMPRESA  1.088.246   80.362.752   46.633.120
2632 SAM   8.249.473  PELAEZ FRANCO GILDARDO                     JUBILACION VUELO TOTAL EMPRESA  2.416.821  413.603.040  116.601.312
2633 SAM   8.346.563  PIMIENTA SOTO JUAN IGNACIO                 JUBILACION VUELO TOTAL EMPRESA  3.866.068  785.815.104  159.569.712
2634 SAM  17.110.046  PINTO RODRIGUEZ GERMAN                     JUBILACION VUELO TOTAL EMPRESA  2.019.076  345.534.880   97.411.816
2635 SAM  32.397.479  RODRIGUEZ ARBOLEDA MARIA NOHEMY            JUBILACION VUELO TOTAL EMPRESA  1.013.272  176.612.672   22.023.248
2636 SAM     353.113  RODRIGUEZ ELEJADUE PEDRO ELIAS             JUBILACION VUELO TOTAL EMPRESA  3.420.379  467.137.696  173.985.600
2637 SAM     318.096  VARGAS GOMEZ JORGE ENRIQUE                 JUBILACION VUELO TOTAL EMPRESA  1.565.942  172.727.712   77.955.920
2638 SAM     352.945  VARGAS VARGAS DAGOBERTO                    JUBILACION VUELO TOTAL EMPRESA  1.601.631  176.664.304   79.732.592
2639 SAM  26.020.479  ACOSTA VDA DE ORTIZ AURA                   BENEFICIARIA TIERRA EMPRESA       332.000   45.980.984            -
2640 SAM  24.276.276  BOTERO VDA DE T MARINA                     BENEFICIARIA TIERRA EMPRESA       387.658   58.881.852            -
2641 SAM  21.378.831  LEROLLE DE ARIAS MAUD OCTAVIA              BENEFICIARIA TIERRA EMPRESA       896.053  152.218.400            -
2642 SAM  21.323.063  LLANO VDA DE G VIRGINIA                    BENEFICIARIA TIERRA EMPRESA       356.263   38.221.356            -
2643 SAM  22.320.075  LOPEZ RODRIGUEZ MARTHA ALICIA              BENEFICIARIA TIERRA EMPRESA       363.079   42.202.260            -
2644 SAM  21.268.377  MARIN DE FLOREZ TERESA                     BENEFICIARIA TIERRA EMPRESA       332.000   44.506.360            -
2645 SAM  22.262.016  MARULANDA DE GOMEZ TERESA                  BENEFICIARIA TIERRA EMPRESA       407.908   49.244.956            -
2646 SAM  26.254.535  MEJIA VDA DE B MARINA                      BENEFICIARIA TIERRA EMPRESA       165.158   21.407.744            -
2647 SAM  21.323.838  MUNOZ DE MURILLO BERTA LIGIA               BENEFICIARIA TIERRA EMPRESA       428.800   40.449.348            -
2648 SAM  21.302.760  PARADA VDA DE M ROSA ELENA                 BENEFICIARIA TIERRA EMPRESA       332.000   27.207.294            -
2649 SAM  21.291.573  PINO VDA DE RESTREPO CARMEN                BENEFICIARIA TIERRA EMPRESA       332.000   34.167.932            -
2650 SAM  21.305.844  REMIREZ VDA DE GOMEZ MARIA AURORA          BENEFICIARIA TIERRA EMPRESA       406.668   28.540.074            -
2651 SAM      10.130  RATI GRIEBLING HELEN                       BENEFICIARIA TIERRA EMPRESA       421.380   37.979.556            -
2652 SAM  21.287.746  TOBON DE POSADA BETTY                      BENEFICIARIA TIERRA EMPRESA     1.289.350  132.694.056            -
2653 SAM  41.345.222  TOVAR ZAPATA LUZ STELLA                    BENEFICIARIA TIERRA EMPRESA       363.079   67.916.360            -
2654 SAM  21.383.175  VELEZ VDA DE CORREA LUCILA                 BENEFICIARIA TIERRA EMPRESA       363.079   43.832.944            -
2655 SAM  32.400.325  MEDINA VDA DE ORTIZ LORENZA                BENEFICIARIA VUELO EMPRESA        595.996   95.893.312            -
2656 SAM  15.241.595  MENDEZ CORREDOR ALBERTO                    BENEFICIARIA VUELO EMPRESA      1.056.552  233.394.576            -
2657 SAM  20.047.711  RICO DE FORERO LYDDA INES                  BENEFICIARIA VUELO EMPRESA      1.043.277  111.927.040            -
2658 SAM  41.647.034  ROBLES DE MARTINEZ MARTHA LUZ              BENEFICIARIA VUELO EMPRESA      1.971.320  434.418.752            -
2659 SAM  32.531.406  YEPES MOLINA TERESITA DEL NINO             BENEFICIARIA VUELO EMPRESA
2660 SAM   3.508.409  BARBARAN ESTRADA JOSE ISAIAS               JUBILACION TRANSITORIA            741.381  133.077.640   34.708.048
2661 SAM   6.159.178  CORDOBA PORTOCARRERO PEDRO NEL             JUBILACION TRANSITORIA          1.382.097  270.349.152   59.818.520
2662 SAM   7.431.124  SANCHEZ HAWNKINS CESAR AUGUSTO             JUBILACION TRANSITORIA          1.200.705  215.526.128   56.211.488
2663 SAM  41.503.743  SIERRA GONZALEZ MARIA TERESA               JUBILACION TRANSITORIA          1.231.320  254.271.136   24.395.164
2664 SAM   8.243.676  ALVAREZ ESTRADA JUAN ENRIQUE               JUBILACION CONVENCIONAL         1.192.546  204.086.544   57.535.264
2665 SAM   3.502.511  ARANGO ESCOBAR JOSE DEMETRIO               JUBILACION CONVENCIONAL           332.000   51.131.252   16.676.112
2666 SAM  19.177.572  CARDOZO PAZ LUIS FERNANDO                  JUBILACION CONVENCIONAL         2.112.039  437.117.824   84.984.616
2667 SAM  17.139.164  CASTILLO HERNANDEZ JAIME                   JUBILACION CONVENCIONAL           468.845   84.157.520   21.949.168
2668 SAM  17.169.290  LEON SANCHEZ ALVARO                        JUBILACION CONVENCIONAL         1.081.900  194.200.672   50.649.584
2669 SAM   8.286.796  MADRID ESCOBAR FRANCISCO JAVIER            JUBILACION CONVENCIONAL         1.018.361  195.193.456   45.045.916
2670 SAM   8.265.685  PEREZ HERNANDEZ GUILLERMO LEON             JUBILACION CONVENCIONAL         2.366.587  424.801.536  110.792.728
2671 SAM  17.122.182  SEQUERA DUARTE ALVARO ANTONIO              JUBILACION CONVENCIONAL         2.657.281  465.926.592  126.385.152
2672 SAM   8.250.879  CARMONA OSPINA GUILLERMO LEON              PENSION TEMPORAL                1.160.554  193.692.896   56.701.876
2673 SAM     680.673  AGUIRRE LOPEZ LUIS ALFONSO                 JUBILACION COMPARTIDA              67.302    9.780.060    3.413.432
2674 SAM   2.775.134  ALVAREZ MUNOZ DAVID                        JUBILACION COMPARTIDA              39.292    1.361.718    1.018.572
2675 SAM  17.063.170  BEJARANO CORCHUELO MIGUEL ANTONIO          JUBILACION COMPARTIDA             544.981   88.629.256   26.919.098
2676 SAM  20.339.239  BENJUMEA DE CASAS NELLY                    JUBILACION COMPARTIDA              51.340    8.948.531    1.115.864
2677 SAM   2.915.542  BLANCO GOMEZ RAFAEL                        JUBILACION COMPARTIDA             891.049  137.230.272   44.756.724
2678 SAM     536.248  BUELVAS RICARDO JOSE ROGEA                 JUBILACION COMPARTIDA              19.635    1.916.168      946.713
2679 SAM   3.318.097  CARDENAS ESCOBAR FRANCISCO WILLIAN         JUBILACION COMPARTIDA             155.499   22.596.498    7.886.618
2680 SAM   3.337.794  CARRASQUILLA ECHEVER RICARDO               JUBILACION COMPARTIDA             282.878   28.792.166   13.809.662
2681 SAM   3.284.907  FLORES CASTANO RUBEN DARIO                 JUBILACION COMPARTIDA             992.027  139.825.552   50.427.580
2682 SAM     135.449  FORERO SANCHEZ LUIS EDUARDO                JUBILACION COMPARTIDA             861.868  110.084.312   43.794.040
2683 SAM   3.345.295  GALOFRE GUTIERREZ GABRIEL                  JUBILACION COMPARTIDA             155.694   10.371.266    6.316.550
2684 SAM     536.296  GONZALEZ MARTINEZ OCTAVIO                  JUBILACION COMPARTIDA             104.436   10.191.845    5.035.444
2685 SAM  32.425.888  GUILLEN VASQUEZ ANGELA                     JUBILACION COMPARTIDA               2.072      404.241       42.803
2686 SAM      86.340  HERNANDEZ MOLINA ALCIBIADES                JUBILACION COMPARTIDA             248.269   23.201.738   11.797.670
2687 SAM  21.306.675  JARAMILLO RESTREPO TERESITA                JUBILACION COMPARTIDA             101.514   14.511.352    2.215.050
2688 SAM  21.313.685  LONDONO OLARTE EVANGELINA                  JUBILACION COMPARTIDA              11.824    1.427.460      239.413
2689 SAM  32.077.741  LOPEZ GIL MARIA PASTORA                    JUBILACION COMPARTIDA              95.418   17.451.698    2.036.386
2690 SAM   3.336.059  MOLINA MOLINA FRANCISCO LUIS               JUBILACION COMPARTIDA               9.424    1.451.388      473.360
2691 SAM   3.714.629  NUNEZ ANCHILA MIGUEL A                     JUBILACION COMPARTIDA             189.323   16.164.145    8.676.297
2692 SAM   3.329.105  PENAGOS TABARES LUIS CARLOS                JUBILACION COMPARTIDA              96.765   14.482.919    4.888.372
2693 SAM   1.151.752  RODRIGUEZ ESPINEL LISANDRO                 JUBILACION COMPARTIDA              77.338    9.539.454    3.917.459
2694 SAM   2.856.356  ROJAS HERNANDEZ CARLOS EDUARDO             JUBILACION COMPARTIDA             773.171  105.595.704   39.329.160
2695 SAM  20.069.708  TORRES DE LEE ROSA TULIA                   JUBILACION COMPARTIDA             532.425   78.487.008   11.710.930
2696 SAM     868.078  ZARACHE HURTADO VICENTE                    JUBILACION COMPARTIDA              24.187    1.786.116    1.036.452
2697 SAM  20.075.285  ARENAS VDA. HERNANDE CECILIA               BENEFICIARIA COMPARTIDA           155.442   18.067.704            -
2698 SAM  33.123.898  BARRAZA DE BUSTILLO LEONOR MARIA           BENEFICIARIA COMPARTIDA           109.100   19.954.098            -
2699 SAM  22.344.651  CAMARGO CAMARGO RUTH                       BENEFICIARIA COMPARTIDA           101.305   10.868.416            -
2700 SAM  22.290.302  DONADO VDA DE VISBAL LILIA                 BENEFICIARIA COMPARTIDA           113.145    6.001.766            -
2701 SAM  21.274.326  GAVIRIA VDA DE PUERT DALILA                BENEFICIARIA COMPARTIDA           133.222   20.833.874            -
2702 SAM  21.317.945  GIRALDO VDA DE A MARGARITA DE JESUS        BENEFICIARIA COMPARTIDA            14.982    1.875.467            -
2703 SAM  21.354.514  MIRA DE OLAYA LIGIA                        BENEFICIARIA COMPARTIDA            40.370    6.677.192            -
2704 SAM  21.802.690  SIERRA VDA DE CORREA JOSEFINA DE LOS DOLO  BENEFICIARIA COMPARTIDA            48.978    8.100.954            -
2705 SAM  21.370.520  URQUIJO VDA DE C ROSA ELENA                BENEFICIARIA COMPARTIDA           161.399   23.792.504            -

2631 SAM     538.879  OSPINA ARANGO URBANO                       1.420.675  128.416.547            -            -  -              -
2632 SAM   8.249.473  PELAEZ FRANCO GILDARDO                     1.207.117  531.411.469            -            -  -              -
2633 SAM   8.346.563  PIMIENTA SOTO JUAN IGNACIO                   922.731  946.307.547            -            -  -              -
2634 SAM  17.110.046  PINTO RODRIGUEZ GERMAN                     1.008.458  443.955.154            -            -  -              -
2635 SAM  32.397.479  RODRIGUEZ ARBOLEDA MARIA NOHEMY              809.872  199.445.792            -            -  -              -
2636 SAM     353.113  RODRIGUEZ ELEJADUE PEDRO ELIAS             1.039.255  642.162.551            -            -  -              -
2637 SAM     318.096  VARGAS GOMEZ JORGE ENRIQUE                 1.199.001  251.882.633            -            -  -              -
2638 SAM     352.945  VARGAS VARGAS DAGOBERTO                    1.199.001  257.595.897            -            -  -              -
2639 SAM  26.020.479  ACOSTA VDA DE ORTIZ AURA                           -   45.980.984            -            -  -              -
2640 SAM  24.276.276  BOTERO VDA DE T MARINA                             -   58.881.852            -            -  -              -
2641 SAM  21.378.831  LEROLLE DE ARIAS MAUD OCTAVIA                      -  152.218.400            -            -  -              -
2642 SAM  21.323.063  LLANO VDA DE G VIRGINIA                            -   38.221.356            -            -  -              -
2643 SAM  22.320.075  LOPEZ RODRIGUEZ MARTHA ALICIA                      -   42.202.260            -            -  -              -
2644 SAM  21.268.377  MARIN DE FLOREZ TERESA                             -   44.506.360            -            -  -              -
2645 SAM  22.262.016  MARULANDA DE GOMEZ TERESA                          -   49.244.956            -            -  -              -
2646 SAM  26.254.535  MEJIA VDA DE B MARINA                              -   21.407.744            -            -  -              -
2647 SAM  21.323.838  MUNOZ DE MURILLO BERTA LIGIA                       -   40.449.348            -            -  -              -
2648 SAM  21.302.760  PARADA VDA DE M ROSA ELENA                         -   27.207.294            -            -  -              -
2649 SAM  21.291.573  PINO VDA DE RESTREPO CARMEN                        -   34.167.932            -            -  -              -
2650 SAM  21.305.844  REMIREZ VDA DE GOMEZ MARIA AURORA                  -   28.540.074            -            -  -              -
2651 SAM      10.130  RATI GRIEBLING HELEN                               -   37.979.556            -            -  -              -
2652 SAM  21.287.746  TOBON DE POSADA BETTY                              -  132.694.056            -            -  -              -
2653 SAM  41.345.222  TOVAR ZAPATA LUZ STELLA                            -   67.916.360            -            -  -              -
2654 SAM  21.383.175  VELEZ VDA DE CORREA LUCILA                         -   43.832.944            -            -  -              -
2655 SAM  32.400.325  MEDINA VDA DE ORTIZ LORENZA                        -   95.893.312            -            -  -              -
2656 SAM  15.241.595  MENDEZ CORREDOR ALBERTO                            -  233.394.576            -            -  -              -
2657 SAM  20.047.711  RICO DE FORERO LYDDA INES                          -  111.927.040            -            -  -              -
2658 SAM  41.647.034  ROBLES DE MARTINEZ MARTHA LUZ                      -  434.418.752            -            -  -              -
2659 SAM  32.531.406  YEPES MOLINA TERESITA DEL NINO
2660 SAM   3.508.409  BARBARAN ESTRADA JOSE ISAIAS                       -  167.785.688  112.906.055   31.471.790  -    144.377.845
2661 SAM   6.159.178  CORDOBA PORTOCARRERO PEDRO NEL                     -  330.167.672  168.672.781   46.200.284  -    214.873.065
2662 SAM   7.431.124  SANCHEZ HAWNKINS CESAR AUGUSTO                     -  271.737.616  182.857.208   50.970.201  -    233.827.409
2663 SAM  41.503.743  SIERRA GONZALEZ MARIA TERESA                       -  278.666.300  220.574.830   22.095.769  -    242.670.600
2664 SAM   8.243.676  ALVAREZ ESTRADA JUAN ENRIQUE                       -  261.621.808  163.269.246   46.028.211  -    209.297.457
2665 SAM   3.502.511  ARANGO ESCOBAR JOSE DEMETRIO                       -   67.807.364   51.131.252   16.676.112  -     67.807.364
2666 SAM  19.177.572  CARDOZO PAZ LUIS FERNANDO                          -  522.102.440  176.005.966   67.987.696  -    243.993.662
2667 SAM  17.139.164  CASTILLO HERNANDEZ JAIME                           -  106.106.688   57.120.903   17.559.334  -     74.680.237
2668 SAM  17.169.290  LEON SANCHEZ ALVARO                                -  244.850.256  131.811.375   40.519.666  -    172.331.040
2669 SAM   8.286.796  MADRID ESCOBAR FRANCISCO JAVIER                    -  240.239.372  104.953.153   36.036.733  -    140.989.886
2670 SAM   8.265.685  PEREZ HERNANDEZ GUILLERMO LEON                     -  535.594.264  288.328.950   88.634.180  -    376.963.130
2671 SAM  17.122.182  SEQUERA DUARTE ALVARO ANTONIO                      -  592.311.744  342.995.831  101.108.119  -    444.103.950
2672 SAM   8.250.879  CARMONA OSPINA GUILLERMO LEON                      -  250.394.772  193.692.896   56.701.876  -    250.394.772
2673 SAM     680.673  AGUIRRE LOPEZ LUIS ALFONSO                         -   13.193.492            -            -  -              -
2674 SAM   2.775.134  ALVAREZ MUNOZ DAVID                                -    2.380.290            -            -  -              -
2675 SAM  17.063.170  BEJARANO CORCHUELO MIGUEL ANTONIO                  -  115.548.354            -            -  -              -
2676 SAM  20.339.239  BENJUMEA DE CASAS NELLY                            -   10.064.395            -            -  -              -
2677 SAM   2.915.542  BLANCO GOMEZ RAFAEL                                -  181.986.996            -            -  -              -
2678 SAM     536.248  BUELVAS RICARDO JOSE ROGEA                         -    2.862.881            -            -  -              -
2679 SAM   3.318.097  CARDENAS ESCOBAR FRANCISCO WILLIAN                 -   30.483.116            -            -  -              -
2680 SAM   3.337.794  CARRASQUILLA ECHEVER RICARDO                       -   42.601.828            -            -  -              -
2681 SAM   3.284.907  FLORES CASTANO RUBEN DARIO                         -  190.253.132            -            -  -              -
2682 SAM     135.449  FORERO SANCHEZ LUIS EDUARDO                        -  153.878.352            -            -  -              -
2683 SAM   3.345.295  GALOFRE GUTIERREZ GABRIEL                          -   16.687.816            -            -  -              -
2684 SAM     536.296  GONZALEZ MARTINEZ OCTAVIO                          -   15.227.289            -            -  -              -
2685 SAM  32.425.888  GUILLEN VASQUEZ ANGELA                             -      447.044            -            -  -              -
2686 SAM      86.340  HERNANDEZ MOLINA ALCIBIADES                        -   34.999.408            -            -  -              -
2687 SAM  21.306.675  JARAMILLO RESTREPO TERESITA                        -   16.726.402            -            -  -              -
2688 SAM  21.313.685  LONDONO OLARTE EVANGELINA                          -    1.666.873            -            -  -              -
2689 SAM  32.077.741  LOPEZ GIL MARIA PASTORA                            -   19.488.084            -            -  -              -
2690 SAM   3.336.059  MOLINA MOLINA FRANCISCO LUIS                       -    1.924.748            -            -  -              -
2691 SAM   3.714.629  NUNEZ ANCHILA MIGUEL A                             -   24.840.442            -            -  -              -
2692 SAM   3.329.105  PENAGOS TABARES LUIS CARLOS                        -   19.371.291            -            -  -              -
2693 SAM   1.151.752  RODRIGUEZ ESPINEL LISANDRO                         -   13.456.913            -            -  -              -
2694 SAM   2.856.356  ROJAS HERNANDEZ CARLOS EDUARDO                     -  144.924.864            -            -  -              -
2695 SAM  20.069.708  TORRES DE LEE ROSA TULIA                           -   90.197.938            -            -  -              -
2696 SAM     868.078  ZARACHE HURTADO VICENTE                            -    2.822.568            -            -  -              -
2697 SAM  20.075.285  ARENAS VDA. HERNANDE CECILIA                       -   18.067.704            -            -  -              -
2698 SAM  33.123.898  BARRAZA DE BUSTILLO LEONOR MARIA                   -   19.954.098            -            -  -              -
2699 SAM  22.344.651  CAMARGO CAMARGO RUTH                               -   10.868.416            -            -  -              -
2700 SAM  22.290.302  DONADO VDA DE VISBAL LILIA                         -    6.001.766            -            -  -              -
2701 SAM  21.274.326  GAVIRIA VDA DE PUERT DALILA                        -   20.833.874            -            -  -              -
2702 SAM  21.317.945  GIRALDO VDA DE A MARGARITA DE JESUS                -    1.875.467            -            -  -              -
2703 SAM  21.354.514  MIRA DE OLAYA LIGIA                                -    6.677.192            -            -  -              -
2704 SAM  21.802.690  SIERRA VDA DE CORREA JOSEFINA DE LOS DOLO          -    8.100.954            -            -  -              -
2705 SAM  21.370.520  URQUIJO VDA DE C ROSA ELENA                        -   23.792.504            -            -  -              -

2631  SAM     538.879  OSPINA ARANGO URBANO                        80.362.752   46.633.120  1.420.675
2632  SAM   8.249.473  PELAEZ FRANCO GILDARDO                     413.603.040  116.601.312  1.207.117
2633  SAM   8.346.563  PIMIENTA SOTO JUAN IGNACIO                 785.815.104  159.569.712    922.731
2634  SAM  17.110.046  PINTO RODRIGUEZ GERMAN                     345.534.880   97.411.816  1.008.458
2635  SAM  32.397.479  RODRIGUEZ ARBOLEDA MARIA NOHEMY            176.612.672   22.023.248    809.872
2636  SAM     353.113  RODRIGUEZ ELEJADUE PEDRO ELIAS             467.137.696  173.985.600  1.039.255
2637  SAM     318.096  VARGAS GOMEZ JORGE ENRIQUE                 172.727.712   77.955.920  1.199.001
2638  SAM     352.945  VARGAS VARGAS DAGOBERTO                    176.664.304   79.732.592  1.199.001
2639  SAM  26.020.479  ACOSTA VDA DE ORTIZ AURA                    45.980.984            -          -
2640  SAM  24.276.276  BOTERO VDA DE T MARINA                      58.881.852            -          -
2641  SAM  21.378.831  LEROLLE DE ARIAS MAUD OCTAVIA              152.218.400            -          -
2642  SAM  21.323.063  LLANO VDA DE G VIRGINIA                     38.221.356            -          -
2643  SAM  22.320.075  LOPEZ RODRIGUEZ MARTHA ALICIA               42.202.260            -          -
2644  SAM  21.268.377  MARIN DE FLOREZ TERESA                      44.506.360            -          -
2645  SAM  22.262.016  MARULANDA DE GOMEZ TERESA                   49.244.956            -          -
2646  SAM  26.254.535  MEJIA VDA DE B MARINA                       21.407.744            -          -
2647  SAM  21.323.838  MUNOZ DE MURILLO BERTA LIGIA                40.449.348            -          -
2648  SAM  21.302.760  PARADA VDA DE M ROSA ELENA                  27.207.294            -          -
2649  SAM  21.291.573  PINO VDA DE RESTREPO CARMEN                 34.167.932            -          -
2650  SAM  21.305.844  REMIREZ VDA DE GOMEZ MARIA AURORA           28.540.074            -          -
2651  SAM      10.130  RATI GRIEBLING HELEN                        37.979.556            -          -
2652  SAM  21.287.746  TOBON DE POSADA BETTY                      132.694.056            -          -
2653  SAM  41.345.222  TOVAR ZAPATA LUZ STELLA                     67.916.360            -          -
2654  SAM  21.383.175  VELEZ VDA DE CORREA LUCILA                  43.832.944            -          -
2655  SAM  32.400.325  MEDINA VDA DE ORTIZ LORENZA                 95.893.312            -          -
2656  SAM  15.241.595  MENDEZ CORREDOR ALBERTO                    233.394.576            -          -
2657  SAM  20.047.711  RICO DE FORERO LYDDA INES                  111.927.040            -          -
2658  SAM  41.647.034  ROBLES DE MARTINEZ MARTHA LUZ              434.418.752            -          -
2659  SAM  32.531.406  YEPES MOLINA TERESITA DEL NINO
2660  SAM   3.508.409  BARBARAN ESTRADA JOSE ISAIAS                20.171.585    3.236.258          -
2661  SAM   6.159.178  CORDOBA PORTOCARRERO PEDRO NEL             101.676.371   13.618.236          -
2662  SAM   7.431.124  SANCHEZ HAWNKINS CESAR AUGUSTO              32.668.920    5.241.287          -
2663  SAM  41.503.743  SIERRA GONZALEZ MARIA TERESA                33.696.306    2.299.395          -
2664  SAM   8.243.676  ALVAREZ ESTRADA JUAN ENRIQUE                40.817.298   11.507.053          -
2665  SAM   3.502.511  ARANGO ESCOBAR JOSE DEMETRIO                         -            -          -
2666  SAM  19.177.572  CARDOZO PAZ LUIS FERNANDO                  261.111.858   16.996.920          -
2667  SAM  17.139.164  CASTILLO HERNANDEZ JAIME                    27.036.617    4.389.834          -
2668  SAM  17.169.290  LEON SANCHEZ ALVARO                         62.389.297   10.129.918          -
2669  SAM   8.286.796  MADRID ESCOBAR FRANCISCO JAVIER             90.240.303    9.009.183          -
2670  SAM   8.265.685  PEREZ HERNANDEZ GUILLERMO LEON             136.472.586   22.158.548          -
2671  SAM  17.122.182  SEQUERA DUARTE ALVARO ANTONIO              122.930.761   25.277.033          -
2672  SAM   8.250.879  CARMONA OSPINA GUILLERMO LEON                        -            -          -
2673  SAM     680.673  AGUIRRE LOPEZ LUIS ALFONSO                   9.780.060    3.413.432          -
2674  SAM   2.775.134  ALVAREZ MUNOZ DAVID                          1.361.718    1.018.572          -
2675  SAM  17.063.170  BEJARANO CORCHUELO MIGUEL ANTONIO           88.629.256   26.919.098          -
2676  SAM  20.339.239  BENJUMEA DE CASAS NELLY                      8.948.531    1.115.864          -
2677  SAM   2.915.542  BLANCO GOMEZ RAFAEL                        137.230.272   44.756.724          -
2678  SAM     536.248  BUELVAS RICARDO JOSE ROGEA                   1.916.168      946.713          -
2679  SAM   3.318.097  CARDENAS ESCOBAR FRANCISCO WILLIAN          22.596.498    7.886.618          -
2680  SAM   3.337.794  CARRASQUILLA ECHEVER RICARDO                28.792.166   13.809.662          -
2681  SAM   3.284.907  FLORES CASTANO RUBEN DARIO                 139.825.552   50.427.580          -
2682  SAM     135.449  FORERO SANCHEZ LUIS EDUARDO                110.084.312   43.794.040          -
2683  SAM   3.345.295  GALOFRE GUTIERREZ GABRIEL                   10.371.266    6.316.550          -
2684  SAM     536.296  GONZALEZ MARTINEZ OCTAVIO                   10.191.845    5.035.444          -
2685  SAM  32.425.888  GUILLEN VASQUEZ ANGELA                         404.241       42.803          -
2686  SAM      86.340  HERNANDEZ MOLINA ALCIBIADES                 23.201.738   11.797.670          -
2687  SAM  21.306.675  JARAMILLO RESTREPO TERESITA                 14.511.352    2.215.050          -
2688  SAM  21.313.685  LONDONO OLARTE EVANGELINA                    1.427.460      239.413          -
2689  SAM  32.077.741  LOPEZ GIL MARIA PASTORA                     17.451.698    2.036.386          -
2690  SAM   3.336.059  MOLINA MOLINA FRANCISCO LUIS                 1.451.388      473.360          -
2691  SAM   3.714.629  NUNEZ ANCHILA MIGUEL A                      16.164.145    8.676.297          -
2692  SAM   3.329.105  PENAGOS TABARES LUIS CARLOS                 14.482.919    4.888.372          -
2693  SAM   1.151.752  RODRIGUEZ ESPINEL LISANDRO                   9.539.454    3.917.459          -
2694  SAM   2.856.356  ROJAS HERNANDEZ CARLOS EDUARDO             105.595.704   39.329.160          -
2695  SAM  20.069.708  TORRES DE LEE ROSA TULIA                    78.487.008   11.710.930          -
2696  SAM     868.078  ZARACHE HURTADO VICENTE                      1.786.116    1.036.452          -
2697  SAM  20.075.285  ARENAS VDA. HERNANDE CECILIA                18.067.704            -          -
2698  SAM  33.123.898  BARRAZA DE BUSTILLO LEONOR MARIA            19.954.098            -          -
2699  SAM  22.344.651  CAMARGO CAMARGO RUTH                        10.868.416            -          -
2700  SAM  22.290.302  DONADO VDA DE VISBAL LILIA                   6.001.766            -          -
2701  SAM  21.274.326  GAVIRIA VDA DE PUERT DALILA                 20.833.874            -          -
2702  SAM  21.317.945  GIRALDO VDA DE A MARGARITA DE JESUS          1.875.467            -          -
2703  SAM  21.354.514  MIRA DE OLAYA LIGIA                          6.677.192            -          -
2704  SAM  21.802.690  SIERRA VDA DE CORREA JOSEFINA DE LOS DOLO    8.100.954            -          -
2705  SAM  21.370.520  URQUIJO VDA DE C ROSA ELENA                 23.792.504            -          -

2631  SAM     538.879  OSPINA ARANGO URBANO                       128.416.547  1.158.873      130.544.423
2632  SAM   8.249.473  PELAEZ FRANCO GILDARDO                     531.411.469  2.573.673      550.303.555
2633  SAM   8.346.563  PIMIENTA SOTO JUAN IGNACIO                 946.307.547  4.116.976      983.832.704
2634  SAM  17.110.046  PINTO RODRIGUEZ GERMAN                     443.955.154  2.150.114      459.738.022
2635  SAM  32.397.479  RODRIGUEZ ARBOLEDA MARIA NOHEMY            199.445.792  1.079.033      205.740.996
2636  SAM     353.113  RODRIGUEZ ELEJADUE PEDRO ELIAS             642.162.551  3.642.362      661.054.406
2637  SAM     318.096  VARGAS GOMEZ JORGE ENRIQUE                 251.882.633  1.667.572      258.267.307
2638  SAM     352.945  VARGAS VARGAS DAGOBERTO                    257.595.897  1.705.577      264.123.967
2639  SAM  26.020.479  ACOSTA VDA DE ORTIZ AURA                    45.980.984    358.000       47.633.484
2640  SAM  24.276.276  BOTERO VDA DE T MARINA                      58.881.852    412.817       60.361.262
2641  SAM  21.378.831  LEROLLE DE ARIAS MAUD OCTAVIA              152.218.400    954.207      156.422.540
2642  SAM  21.323.063  LLANO VDA DE G VIRGINIA                     38.221.356    379.385       38.838.466
2643  SAM  22.320.075  LOPEZ RODRIGUEZ MARTHA ALICIA               42.202.260    386.643       42.939.916
2644  SAM  21.268.377  MARIN DE FLOREZ TERESA                      44.506.360        358       46.069.263
2645  SAM  22.262.016  MARULANDA DE GOMEZ TERESA                   49.244.956    434.381       50.178.311
2646  SAM  26.254.535  MEJIA VDA DE B MARINA                       21.407.744    175.877       21.864.145
2647  SAM  21.323.838  MUNOZ DE MURILLO BERTA LIGIA                40.449.348    456.629       40.979.443
2648  SAM  21.302.760  PARADA VDA DE M ROSA ELENA                  27.207.294    358.000       27.825.296
2649  SAM  21.291.573  PINO VDA DE RESTREPO CARMEN                 34.167.932    358.000       35.121.963
2650  SAM  21.305.844  REMIREZ VDA DE GOMEZ MARIA AURORA           28.540.074    433.061       28.770.455
2651  SAM      10.130  RATI GRIEBLING HELEN                        37.979.556    448.728       38.437.938
2652  SAM  21.287.746  TOBON DE POSADA BETTY                      132.694.056  1.373.029      134.702.446
2653  SAM  41.345.222  TOVAR ZAPATA LUZ STELLA                     67.916.360    386.643       70.015.482
2654  SAM  21.383.175  VELEZ VDA DE CORREA LUCILA                  43.832.944    386.643       44.663.771
2655  SAM  32.400.325  MEDINA VDA DE ORTIZ LORENZA                 95.893.312    634.676       98.412.666
2656  SAM  15.241.595  MENDEZ CORREDOR ALBERTO                    233.394.576  1.125.122      241.925.036
2657  SAM  20.047.711  RICO DE FORERO LYDDA INES                  111.927.040  1.110.986      113.734.040
2658  SAM  41.647.034  ROBLES DE MARTINEZ MARTHA LUZ              434.418.752  2.099.259      450.348.032
2659  SAM  32.531.406  YEPES MOLINA TERESITA DEL NINO                          3.039.390      680.616.560
2660  SAM   3.508.409  BARBARAN ESTRADA JOSE ISAIAS                23.407.843    789.497       15.524.974
2661  SAM   6.159.178  CORDOBA PORTOCARRERO PEDRO NEL             115.294.607  1.471.795      107.922.567
2662  SAM   7.431.124  SANCHEZ HAWNKINS CESAR AUGUSTO              37.910.207  1.278.631       25.143.492
2663  SAM  41.503.743  SIERRA GONZALEZ MARIA TERESA                35.995.700  1.311.233       23.785.674
2664  SAM   8.243.676  ALVAREZ ESTRADA JUAN ENRIQUE                52.324.351  1.269.942       54.179.989
2665  SAM   3.502.511  ARANGO ESCOBAR JOSE DEMETRIO                         -    358.000          211.912
2666  SAM  19.177.572  CARDOZO PAZ LUIS FERNANDO                  278.108.778  2.249.110      278.209.795
2667  SAM  17.139.164  CASTILLO HERNANDEZ JAIME                    31.426.451    499.273       28.741.207
2668  SAM  17.169.290  LEON SANCHEZ ALVARO                         72.519.216  1.152.115       66.322.796
2669  SAM   8.286.796  MADRID ESCOBAR FRANCISCO JAVIER             99.249.486  1.084.453       96.244.948
2670  SAM   8.265.685  PEREZ HERNANDEZ GUILLERMO LEON             158.631.134  2.520.179      145.076.927
2671  SAM  17.122.182  SEQUERA DUARTE ALVARO ANTONIO              148.207.794  2.829.739      130.168.909
2672  SAM   8.250.879  CARMONA OSPINA GUILLERMO LEON                        -  1.235.874                3
2673  SAM     680.673  AGUIRRE LOPEZ LUIS ALFONSO                  13.193.492     71.670       13.607.037
2674  SAM   2.775.134  ALVAREZ MUNOZ DAVID                          2.380.290     41.842        2.384.808
2675  SAM  17.063.170  BEJARANO CORCHUELO MIGUEL ANTONIO          115.548.354    580.350      119.500.836
2676  SAM  20.339.239  BENJUMEA DE CASAS NELLY                     10.064.395     54.672       10.379.852
2677  SAM   2.915.542  BLANCO GOMEZ RAFAEL                        181.986.996    948.878      187.961.369
2678  SAM     536.248  BUELVAS RICARDO JOSE ROGEA                   2.862.881     20.909        2.926.399
2679  SAM   3.318.097  CARDENAS ESCOBAR FRANCISCO WILLIAN          30.483.116    165.591       31.438.575
2680  SAM   3.337.794  CARRASQUILLA ECHEVER RICARDO                42.601.828    301.237       43.591.482
2681  SAM   3.284.907  FLORES CASTANO RUBEN DARIO                 190.253.132  1.056.410      196.073.479
2682  SAM     135.449  FORERO SANCHEZ LUIS EDUARDO                153.878.352    917.803      158.242.424
2683  SAM   3.345.295  GALOFRE GUTIERREZ GABRIEL                   16.687.816    165.799       16.917.841
2684  SAM     536.296  GONZALEZ MARTINEZ OCTAVIO                   15.227.289    111.214       15.565.384
2685  SAM  32.425.888  GUILLEN VASQUEZ ANGELA                         447.044      2.207          462.735
2686  SAM      86.340  HERNANDEZ MOLINA ALCIBIADES                 34.999.408    264.382       35.737.675
2687  SAM  21.306.675  JARAMILLO RESTREPO TERESITA                 16.726.402    108.102       17.160.567
2688  SAM  21.313.685  LONDONO OLARTE EVANGELINA                    1.666.873     12.591        1.701.981
2689  SAM  32.077.741  LOPEZ GIL MARIA PASTORA                     19.488.084    101.611       20.127.925
2690  SAM   3.336.059  MOLINA MOLINA FRANCISCO LUIS                 1.924.748     10.036        1.988.011
2691  SAM   3.714.629  NUNEZ ANCHILA MIGUEL A                      24.840.442    201.610       25.315.236
2692  SAM   3.329.105  PENAGOS TABARES LUIS CARLOS                 19.371.291    103.045       19.992.908
2693  SAM   1.151.752  RODRIGUEZ ESPINEL LISANDRO                  13.456.913     82.357       13.828.154
2694  SAM   2.856.356  ROJAS HERNANDEZ CARLOS EDUARDO             144.924.864    823.350      149.175.824
2695  SAM  20.069.708  TORRES DE LEE ROSA TULIA                    90.197.938    566.979       92.614.275
2696  SAM     868.078  ZARACHE HURTADO VICENTE                      2.822.568     25.757        2.867.635
2697  SAM  20.075.285  ARENAS VDA. HERNANDE CECILIA                18.067.704    165.530       18.383.482
2698  SAM  33.123.898  BARRAZA DE BUSTILLO LEONOR MARIA            19.954.098    116.181       20.554.845
2699  SAM  22.344.651  CAMARGO CAMARGO RUTH                        10.868.416    107.880       11.043.909
2700  SAM  22.290.302  DONADO VDA DE VISBAL LILIA                   6.001.766    120.488        6.013.183
2701  SAM  21.274.326  GAVIRIA VDA DE PUERT DALILA                 20.833.874    141.868       21.369.664
2702  SAM  21.317.945  GIRALDO VDA DE A MARGARITA DE JESUS          1.875.467     15.954        1.913.384
2703  SAM  21.354.514  MIRA DE OLAYA LIGIA                          6.677.192     42.990        6.856.926
2704  SAM  21.802.690  SIERRA VDA DE CORREA JOSEFINA DE LOS DOLO    8.100.954     52.157        8.319.066
2705  SAM  21.370.520  URQUIJO VDA DE C ROSA ELENA                 23.792.504    171.874       24.374.875
                                                                                          241.808.487.507

 PENSIONES A FONDEAR POR VB INACTIVAS DENTRO DEL "CONTRATO DE PRENDA ABIERTA CON
              TENENCIA DE ACCIONES" AVIANCA-SAM MAYO 2004 (ANEXO 1)


                                                                                         ESTADO      F.
NO.   EMP      CEDULA                    NOMBRE                   REGISTRO  GRUPO  SEXO   CIVIL  NACIMIENTO
---   ---      ------                    ------                   --------  -----  ----   -----  ----------
 1    AVA       810.217   DE LA HOZ FRUTO PABLO                   274.352    100     1     2       8-Feb-12
 2    AVA       810.330   DUNCAN VANEGAS MARCO AURELIO            305.970    100     1     2       7-Oct-14
 3    AVA    20.264.191   ENCISO VDA DE GARAY TERESA              369.386    100     2     3      24-Ene-23
 4    AVA     3.701.980   PAJARO PAJARO FRANCISCO                 690.340    100     1     2       8-Oct-07
 5    AVA       810.909   ROBAYO PABLO EMILIO                     798.103    100     1     2      15-Feb-28
 6    AVA    22.681.020   AFRICANO ARIZA TERESA DE JESUS           10.054    200     2     2       6-Mar-17
 7    AVA    22.299.842   CABALLERO DE HURTADO GLADYS             465.614    200     2     3       4-Dic-29
 8    AVA   153.225.352   CORTISSOZ VERONICA MAHER                232.035    200     2     3      23-May-22
 9    AVA    22.682.848   FONSECA CANTILLO LUISA DE               346.286    200     2     2      11-Jul-27
10    AVA    22.304.870   LEON AURA MARIA                         499.590    200     2     3      25-Nov-16
11    AVA    22.323.712   OLMOS DE PE|ALOZA LUCILA                711.690    200     2     3      28-Oct-07
12    AVA    22.276.958   ORTEGA DE PALLARES FRANCISCA MARIA      693.770    200     2     3      29-Abr-14
13    AVA    20.172.980   PALACIOS VDA DE DIAZ MIREYA             292.891    200     2     3      17-May-24
14    AVA    22.283.110   PARRA DE MONTESINOS FIDELA              604.332    200     2     3      12-Feb-27
15    AVA    24.455.161   RENGIFO VALENCIA MARIA CARMELINA        777.921    200     2     3      14-Dic-32
16    AVA    20.136.451   ROJAS DE REYES PATRI FANNY NOEMI DEL C  785.315    200     2     3      21-Sep-23
17    AVA    22.289.984   SARMIENTO PIZARRO CLAUDIA DEL CARMEN    877.450    200     2     3      30-Oct-14
18    AVA        34.481   SHATTAH DE GOMEZ LILA                   879.152    200     2     3      11-Ene-18
19    AVA    22.774.717   VILLALOBOS DE RUIZ ANA LILIA            844.185    200     2     3      16-Sep-09
20    AVA     5.161.292   VIANA HERRERA LIZARDO                   970.712    310     1     2       1-Oct-39
21    AVA     3.701.272   DE LA CRUZ PEREZ RAFAEL ENRIQUE         269.931    400     1     2       7-May-25
22    AVA     3.685.893   DE LAS SALAS OSORIO RAMON               279.285    400     1     2      28-Jun-20
23    AVA    20.340.759   DUARTE RODRIGUEZ OLGA MARIA             305.513    400     2     2      26-Nov-41
24    AVA     3.704.115   FONTALVO CABALLERO FELIX ADOLFO         346.942    400     1     2      24-Sep-39
25    AVA       806.499   GOMEZ MIRANDA RAMON VIDAL               401.004    400     1     2      28-Oct-30
26    AVA    29.003.034   GONZALEZ OGLIASTRI PAULINA DE           405.941    400     2     3      13-Nov-21
27    AVA       534.312   MONTOYA MOLINA RAFAEL                   606.874    400     1     2      24-Oct-19
28    AVA     3.700.384   NEUTA RUBIO GUSTAVO                     639.343    400     1     1       3-Mar-39
29    AVA       868.292   RODRIGUEZ CASTRO MANUEL ANTONIO         804.053    400     1     2      30-May-18
30    AVA       826.046   RODRIGUEZ GUTIERREZ JUAN PABLO          807.623    400     1     2      10-Oct-18
31    AVA    20.245.339   ROMERO ROJAS CECILIA                    828.531    400     2     1      29-Jun-25
32    AVA        77.097   RUIZ JORGE OCTAVIO                      842.645    400     1     2      23-Mar-19
33    AVA       810.261   VANEGAS REALES VICTOR MANUEL            948.441    400     1     2      16-Mar-27
34    AVA    22.304.690   ANAYA ESTRADA ALICIA DE                  34.624    410     2     3       4-Sep-36
35    AVA    22.300.532   CARDENAS DE MONTANO EDITH               600.935    410     2     3       5-Feb-36
36    AVA    22.763.080   CARRIAZO DE VIZCAINO HILDA              181.016    410     2     3      17-Abr-35
37    AVA    21.309.819   NAVARRO DE GARCIA CARMEN ROSA           371.836    410     2     3      15-Abr-28
38    AVA    22.680.612   OROZCO DE BOLANO ANA EVA                658.991    410     2     3      12-Jun-23
39    AVA    22.261.940   TABOADA DE GARCIA ESTHER MARIA          905.321    410     2     3       4-Feb-25
40    AVA    20.263.673   TORRES DE BELTRAN EDELMIRA              101.942    410     2     3      11-Dic-13
41    AVA    22.273.166   TORRES DE ROA CARMEN                    918.890    410     2     3      16-Jul-25
42    SAM    26.255.210   HENAO MARIN HILDA                        76.604    200     2     5      23-Nov-45

                                                                                             MESADA
                                                                                  CLASE     CALCULADA   RESERVA EMPRESA
NO.   EMP      CEDULA                    NOMBRE                     F. INGRESO  JUBILACION  MAYO 2004      SEP/30/04
---   ---      ------                    ------                     ----------  ----------  ---------      ---------
 1    AVA       810.217   DE LA HOZ FRUTO PABLO                      11-Abr-35      100       361.391       27.676.037
 2    AVA       810.330   DUNCAN VANEGAS MARCO AURELIO               18-Ene-47      100       934.242       80.354.699
 3    AVA    20.264.191   ENCISO VDA DE GARAY TERESA                 30-Jul-54      100       386.652       39.135.330
 4    AVA     3.701.980   PAJARO PAJARO FRANCISCO                    28-Ene-48      100       386.652       23.804.785
 5    AVA       810.909   ROBAYO PABLO EMILIO                        18-Abr-55      100       386.652       57.296.716
 6    AVA    22.681.020   AFRICANO ARIZA TERESA DE JESUS             09-Jul-83      200       393.976       23.449.373
 7    AVA    22.299.842   CABALLERO DE HURTADO GLADYS               26-12-1980      200       368.236       40.895.666
 8    AVA   153.225.352   CORTISSOZ VERONICA MAHER                   24-Jun-99      200     2.566.430      199.473.948
 9    AVA    22.682.848   FONSECA CANTILLO LUISA DE                  22-Abr-91      200       418.492       42.841.932
10    AVA    22.304.870   LEON AURA MARIA                            24-Jul-91      200       477.254       28.406.063
11    AVA    22.323.712   OLMOS DE PE|ALOZA LUCILA                   26-Dic-72      200       435.380       14.799.021
12    AVA    22.276.958   ORTEGA DE PALLARES FRANCISCA MARIA         26-Abr-88      200       440.750       21.996.468
13    AVA    20.172.980   PALACIOS VDA DE DIAZ MIREYA                30-May-80      200       830.041       71.101.118
14    AVA    22.283.110   PARRA DE MONTESINOS FIDELA                 04-Oct-84      200       809.965       79.462.462
15    AVA    24.455.161   RENGIFO VALENCIA MARIA CARMELINA           01-Ene-97      410        21.535        2.677.123
16    AVA    20.136.451   ROJAS DE REYES PATRI FANNY NOEMI DEL C     12-Feb-89      200     1.160.483       99.406.710
17    AVA    22.289.984   SARMIENTO PIZARRO CLAUDIA DEL CARMEN       19-Ene-96      200       497.071       26.341.671
18    AVA        34.481   SHATTAH DE GOMEZ LILA                      19-Jul-99      200       642.878       40.471.992
19    AVA    22.774.717   VILLALOBOS DE RUIZ ANA LILIA               28-Ene-88      200       393.976       15.280.651
20    AVA     5.161.292   VIANA HERRERA LIZARDO                      01-Sep-55      310       869.533       34.448.806
21    AVA     3.701.272   DE LA CRUZ PEREZ RAFAEL ENRIQUE            16-Dic-53      400       116.106       15.135.209
22    AVA     3.685.893   DE LAS SALAS OSORIO RAMON                  03-Abr-52      400        28.463        3.035.893
23    AVA    20.340.759   DUARTE RODRIGUEZ OLGA MARIA                02-Jul-62      400       158.305       29.381.977
24    AVA     3.704.115   FONTALVO CABALLERO FELIX ADOLFO            01-Jul-58      400       121.656       24.098.597
25    AVA       806.499   GOMEZ MIRANDA RAMON VIDAL                  16-Feb-52      400       397.914       63.166.539
26    AVA    29.003.034   GONZALEZ OGLIASTRI PAULINA DE              01-Jun-94      400        22.811        2.121.049
27    AVA       534.312   MONTOYA MOLINA RAFAEL                      16-Jul-53      400        67.469        7.196.313
28    AVA     3.700.384   NEUTA RUBIO GUSTAVO                        28-Ago-61      400        83.110       16.125.097
29    AVA       868.292   RODRIGUEZ CASTRO MANUEL ANTONIO            16-Ene-52      400        77.618        7.565.924
30    AVA       826.046   RODRIGUEZ GUTIERREZ JUAN PABLO             25-Nov-57      400        24.761        2.526.570
31    AVA    20.245.339   ROMERO ROJAS CECILIA                       08-Feb-49      400        44.021        4.695.326
32    AVA        77.097   RUIZ JORGE OCTAVIO                         01-Oct-52      400        22.986        2.345.451
33    AVA       810.261   VANEGAS REALES VICTOR MANUEL               05-Jul-49      400       177.528       24.846.615
34    AVA    22.304.690   ANAYA ESTRADA ALICIA DE                    01-Sep-94      410       299.170       42.427.772
35    AVA    22.300.532   CARDENAS DE MONTANO EDITH                  16-Oct-95      410       170.706       23.460.276
36    AVA    22.763.080   CARRIAZO DE VIZCAINO HILDA                 01-Dic-96      410        69.903        9.300.903
37    AVA    21.309.819   NAVARRO DE GARCIA CARMEN ROSA              05-Sep-94      410        15.279        1.564.145
38    AVA    22.680.612   OROZCO DE BOLANO ANA EVA                   19-Oct-95      410        69.775        5.697.239
39    AVA    22.261.940   TABOADA DE GARCIA ESTHER MARIA             20-Mar-00      410       174.596       15.668.840
40    AVA    20.263.673   TORRES DE BELTRAN EDELMIRA                 14-Abr-87      410        67.249        3.356.190
41    AVA    22.273.166   TORRES DE ROA CARMEN                       01-Ene-97      410       169.249       15.891.518
42    SAM    26.255.210   HENAO MARIN HILDA                          26-Jul-83      200       175.877       31.848.794
                                                                                                         1.320.776.802

Titulos Expedidos al ISS dentro del "Contrato de Prenda Abierta con Tenencia de
                    Acciones" Avianca-Sam Mayo 2004 (Anexo 1)

                                                                                                                  ESTADO
                                                                                                     FECHA DE     TITULO
N(DEGREE)  REGISTRO    CEDULA                  NOMBRE               SEXO  FECHA NACIM.  EDAD ACTUAL  INGRESO    PENSIONAL   COMPANIA
------------------------------------------------------------------------------------------------------------------------------------
1            638982  51.765.040  NEIRA GLORIA                         F      12-Abr-64     40,26     07-Abr-86  No vencido  AVIANCA
2            252070  51.699.990  CUERVO HERRERA LUZ M.                F      26-Sep-63     40,81     16-Jun-86  No vencido  AVIANCA
3            685974  51.691.957  PADILLA MARIA                        F      10-Jul-63     41,02     05-Jun-84  No vencido  AVIANCA
4            843614  51.682.191  RUIZ OLGA LUCIA                      F      30-Ene-63     41,46     10-Dic-80  No vencido  AVIANCA
5            864356  51.706.586  SANCHEZ BETTY                        F      04-Ene-63     41,53     16-Jul-84  No vencido  AVIANCA
6            335241  51.630.392  FERNANDEZ SALG. NORMA L.             F      19-Feb-62     42,41      1-Sep-80  No vencido  AVIANCA
7            752065  51.611.067  QUIJANO SONIA                        F       4-Ago-61     42,95     04-Feb-80  No vencido  AVIANCA
8            140313  63.288.391  CABALLERO COGO. GLORIA E.            F      29-Abr-61     43,21     12-Oct-79  No vencido  AVIANCA
9            764993  41.799.591  RAMIREZ MONICA                       F      14-Jul-60     44,01     28-Jul-79  No vencido  AVIANCA
10           544154  35.463.874  MARTHA SONIA                         F      15-Feb-60     44,42     22-Mar-80  No vencido  AVIANCA
11           861442  51.638.187  SANCHEZ BERTHA                       F      30-May-59     45,13     05-Jun-84  No vencido  AVIANCA
12           764385  37.259.894  RAMIREZ MARIA                        F      28-Dic-58     45,55      1-Jul-76  No vencido  AVIANCA
13           941345  35.464.233  VALDERRAMA RUBIELA                   F      05-Dic-58     45,61      1-Dic-82  No vencido  AVIANCA
14           740176  37.836.024  PORRAS SONIA                         F      29-Nov-58     45,63     10-Dic-79  No vencido  AVIANCA
15           614176  41.719.141  MORENO AVILA BLANCA                  F      23-Sep-58     45,81      6-Abr-79  No vencido  AVIANCA
16           490663  63.276.413  LAMO CLARA                           F      06-Abr-58     46,28     10-Dic-79  No vencido  AVIANCA
17           461436  41.723.540  HIGUERA LUCIA                        F      09-Mar-58     46,35     10-Dic-79  No vencido  AVIANCA
18           912995  24.326.325  TIRADO CLARA                         F      29-Oct-57     46,71     11-Oct-79  No vencido  AVIANCA
19           526223  37.827.240  MACIAS NELDA                         F      15-Oct-57     46,75      2-Mar-76  No vencido  AVIANCA
20           828236  37.835.405  ROMERO MARTHA                        F      29-Sep-57     46,80     15-Nov-82  No vencido  AVIANCA
21           734300  41.784.549  PIZA GLORIA                          F       8-Sep-57     46,86     12-Feb-79  No vencido  AVIANCA
22           276706  41.750.020  DE LA ROSA CAM. MARTHA V.            F      21-Ago-57     46,90     09-Ago-79  No vencido  AVIANCA
23           618531  35.313.075  MORENO LILIANA                       F      28-Jul-57     46,97      1-Mar-78  No vencido  AVIANCA
24           706823     188.885  PEH KATRIN                           F       4-Abr-57     47,28     22-Feb-79  No vencido  AVIANCA
25           410900  41.761.091  GONZALEZ LUZ                         F      15-Feb-57     47,42      1-Mar-78  No vencido  AVIANCA
26           482366  51.576.978  JIMENEZ CARMENZA (fallecido)         F       4-Feb-57     47,45     12-Jul-80  Redimido    AVIANCA
27           517613  41.715.591  LOPEZ MARTHA                         F      12-Ene-57     47,51     11-Jun-79  No vencido  AVIANCA
28            98081  41.760.482  BEJARANO GONZA MARIA E.              F      07-Ene-57     47,53      2-Ene-76  No vencido  AVIANCA
29           534166  37.833.492  MANTILLA MARIA                       F      08-Dic-56     47,61     10-Dic-79  No vencido  AVIANCA
30           148245  41.726.585  CAICEDO CASTIL. AURORA L.            F      23-Nov-56     47,65     16-Dic-75  No vencido  AVIANCA
31           601576  32.645.508  MONTECRISTO MIRYAM                   F       1-Nov-56     47,71     12-Nov-79  No vencido  AVIANCA
32           665571  41.747.185  ORTEGON IVONNE                       F      20-Oct-56     47,74     26-May-79  No vencido  AVIANCA
33           622204  41.638.957  MOUTHON ZILATH                       F      25-Jun-56     48,06     25-Jun-79  No vencido  AVIANCA

34           971865  37.919.255  VIDAL DE MARQ. VILMA                 F      10-Jun-56     48,10     10-Dic-79  No vencido  AVIANCA
35           623324  37.838.399  MUNAR MARTHA                         F      12-May-56     48,18     15-Nov-82  No vencido  AVIANCA
36           541122  20.952.357  MARQUEZ MARTHA                       F      16-Abr-56     48,25     28-Jun-80  No vencido  AVIANCA
37           783672  41.767.713  REYES JANNETTE                       F      31-Ene-56     48,46     21-Nov-82  No vencido  AVIANCA
38           892441  41.699.911  SOLANO BERTHA                        F       4-Ene-56     48,53     15-Nov-82  No vencido  AVIANCA
39           255581  31.273.406  CUSARIA CACERES NORMA C.             F      06-Dic-55     48,61      5-Sep-72  No vencido  AVIANCA
40           812921  21.231.905  RODRIGUEZ LUZ AMANDA                 F      04-Dic-55     48,62      1-Jun-79  No vencido  AVIANCA
41           944156  41.661.334  VALENZUELA MARTHA                    F      31-Ago-55     48,88      6-Dic-76  No vencido  AVIANCA
42           479732  41.712.455  JIMENEZ TERESITA                     F      05-Jun-55     49,11     11-Oct-79  No vencido  AVIANCA
43           538845  31.299.917  MARIN MARIA                          F      19-May-55     49,16     16-Dic-75  No vencido  AVIANCA
44           878323  31.275.793  SARRIA AIDEE                         F      19-Abr-55     49,24     30-May-79  No vencido  AVIANCA
45           843356  41.693.079  RUIZ ESTHER                          F      11-Feb-55     49,43      1-Nov-79  No vencido  AVIANCA
46           712935  41.681.782  PERDOMO VILMA                        F      28-Ene-55     49,47      7-Feb-77  No vencido  AVIANCA
47           718793  41.710.359  PEREZ MARIA H.                       F      21-Ene-55     49,49     25-Oct-76  No vencido  AVIANCA
48           498956  32.642.450  LEMUS MADELENE                       F      07-Nov-54     49,69      2-Oct-73  No vencido  AVIANCA
49           410701  41.661.332  GONZALEZ ALICIA                      F      31-Oct-54     49,71     23-Jul-74  No vencido  AVIANCA
50           110331     162.276  BERNALES FUENT LENKA VER             F      24-Oct-54     49,73     22-Dic-82  No vencido  AVIANCA
51           761095  35.459.971  RAMIREZ PATRICIA                     F      04-Oct-54     49,78     23-Mar-74  No vencido  AVIANCA
52           619765  41.643.225  MORENO ANGELA                        F      24-Sep-54     49,81     16-Dic-75  No vencido  AVIANCA
53           359785  41.642.676  GALAN DE CHAPA JEANETTE              F      03-Sep-54     49,87     23-Mar-74  No vencido  AVIANCA
54           373026  41.694.291  GARCIA MARIA D.                      F      24-Jun-54     50,06     23-Jul-74  No vencido  AVIANCA
55           763895  41.779.296  RAMIREZ GLORIA                       F      29-Mar-54     50,30      1-Abr-76  No vencido  AVIANCA
56           894106  41.646.830  SOLARTE LUZ BETTY                    F      29-Dic-53     50,55     24-Jun-76  No vencido  AVIANCA
57           330503  41.400.235  FARLEY RESTREPO MARIA V.             F      06-Dic-53     50,61     10-Dic-79  No vencido  AVIANCA
58           823303  41.638.743  ROJAS ANA MILENA                     F      04-Dic-53     50,62     22-Sep-80  No vencido  AVIANCA
59           922106  32.508.538  TORRES MARIA                         F      12-Oct-53     50,76     07-Nov-79  No vencido  AVIANCA
60           247660  37.820.587  CUADROS ORTIZ CRISTINA               F      18-Sep-53     50,83      1-May-76  No vencido  AVIANCA
61           280490  41.667.466  DEMERA OLAYA HAYDEE                  F      16-Sep-53     50,83      7-Jun-73  No vencido  AVIANCA
62           800800  32.615.545  RODAS EGERIA                         F      10-Sep-53     50,85     26-May-79  No vencido  AVIANCA
63           349705  41.597.758  FORERO BLANCA                        F      16-Ago-53     50,92     12-Dic-73  No vencido  AVIANCA
64           802082  20.389.575  RODRIGUEZ MARTHA                     F      30-Jul-53     50,96     28-Jun-80  No vencido  AVIANCA
65           818215  41.652.922  RODRIGUEZ DIANA                      F      03-Jul-53     51,04     26-May-79  No vencido  AVIANCA
66           873320  21.070.950  SANTANDER BLANCA                     F      03-Jul-53     51,04     28-Jul-79  No vencido  AVIANCA
67           398484  37.816.951  GOMEZ AMPARO                         F      27-May-53     51,14     10-Ago-72  No vencido  AVIANCA
68           103143  41.628.539  BENAVIDES CLOP. SILVANA              F      29-Mar-53     51,30      6-May-81  No vencido  AVIANCA
69           944602  22.419.539  VALERO MARTHA                        F      28-Mar-53     51,30      5-Abr-72  No vencido  AVIANCA
70           835645  41.591.924  RUBIO DE GUTIE LUCILA                F      17-Ene-53     51,50     27-Jun-72  No vencido  AVIANCA

71           332673  31.144.721  FERNANDEZ ECHE CLAUDIA               F      21-Oct-52     51,74     24-May-76  No vencido  AVIANCA
72           331343  32.507.289  FERNANDEZ REST. ANA LEIDA            F      20-Oct-52     51,74     10-Dic-79  No vencido  AVIANCA
73           837012  37.814.032  RUEDA MARTHA                         F      22-Sep-52     51,82     16-Ene-79  No vencido  AVIANCA
74           455254  41.565.919  HERNANDEZ BLANCA                     F      02-Jun-52     52,12      1-Dic-71  No vencido  AVIANCA
75           165421     159.911  CANO BUNSEN NILDA C.                 F      16-Mar-52     52,33     05-Nov-73  No vencido  AVIANCA
76           374220  37.233.784  GARCIA ANA BRICEIDA                  F      07-Mar-52     52,36     29-Mar-72  No vencido  AVIANCA
77           646391  22.403.550  NORIEGA DIANET                       F      06-Mar-52     52,36     27-Nov-71  No vencido  AVIANCA
78           840836  22.402.616  RUIZ CECILIA                         F       1-Feb-52     52,46     20-Ago-73  No vencido  AVIANCA
79           796040  41.542.745  ROA YOLANDA                          F      12-Ene-52     52,51     10-Ago-72  No vencido  AVIANCA
80           369095  41.531.149  GAITAN GLORIA                        F      24-Oct-51     52,73     15-Nov-82  No vencido  AVIANCA
81           684843  41.543.588  PACHECO ANA LUCIA                    F      15-Sep-51     52,84     16-Abr-74  No vencido  AVIANCA
82           109432  22.401.389  BERMUDEZ RAMOS MARTHA I.             F      03-Jun-51     53,12      1-Feb-70  No vencido  AVIANCA
83           897934     185.925  SQUELLA MARIA                        F      18-Abr-51     53,24      3-Abr-79  No vencido  AVIANCA
84           369412     164.204  GARAY GRACIELA                       F       5-Feb-51     53,45     10-Jul-74  No vencido  AVIANCA
85           693280  22.414.503  PALACIO SARA                         F      13-Ene-51     53,51     18-Dic-68  No vencido  AVIANCA
86           973700  32.465.887  VILORIA FRANCIA                      F      25-Dic-50     53,56      1-Ago-74  No vencido  AVIANCA
87           924615  37.805.958  TORRES TULIA                         F      28-Nov-50     53,63     10-Ago-72  No vencido  AVIANCA
88           408074  41.543.832  GONZALEZ CLARA                       F      12-Ago-50     53,93     16-Abr-74  No vencido  AVIANCA
89            47950  31.215.761  ARBELAEZ SALAZ LUCRECIA              F      15-Dic-49     54,59     18-Dic-69  No vencido  AVIANCA
90           304183     119.798  DROEGE KIRCHHO URSULA                F      21-Nov-49     54,65     15-Jul-68  No vencido  AVIANCA
91           913500  41.458.290  TOBON ROCIO                          F      17-Ago-49     54,91     15-Jun-70  No vencido  AVIANCA
92           450026  24.938.978  HERNANDEZ GLORIA                     F      13-Ago-49     54,93     14-Jul-69  No vencido  AVIANCA
93           203836     156.040  CASTRO PEREZ DAMARIS A.
                                 Avelino147@hotmail.co                F       4-Jul-49     55,03     01-Ago-73  No vencido  AVIANCA
94           168722  41.440.821  CANTOR LOPEZ DORA LUZ                F      16-May-49     55,17      8-Sep-69    Redimido  AVIANCA
95           575072  41.431.218  MENDEZ VICTORIA                      F      18-Mar-49     55,33     28-Jun-70    Redimido  AVIANCA
96           830211  41.471.726  RONDON MARIA                         F      10-Dic-48     55,60     25-Sep-71    Redimido  AVIANCA
97           172115  41.441.181  CARDENAS OCHOA AMPARO                F      28-Nov-48     55,63      1-Dic-72    Redimido  AVIANCA
98           727764     141.325  PINEDA MARIA E.                      F      08-Jul-48     56,02     23-Jul-70    Redimido  AVIANCA
99           947166  41.409.189  VANEGAS NYDIA                        F      16-Jun-48     56,08      9-Abr-76    Redimido  AVIANCA
100          322674  41.426.387  ESPEJO GALLO MARIA D.                F      04-Jun-48     56,12      8-May-67    Redimido  AVIANCA
101          588932     152.708  MILLAN MARIA                         F      03-Jun-48     56,12      3-Abr-79    Redimido  AVIANCA
102          671661  22.377.512  OSORIO MARIA                         F      09-Abr-48     56,27     31-Jul-70    Redimido  AVIANCA
103          814015  28.530.251  RODRIGUEZ LUZ BEATRIZ                F      21-Ene-48     56,49      5-Jun-71    Redimido  AVIANCA
104          483744  41.394.961  JIMENO MARIA                         F      10-Dic-47     56,60     15-Jul-81    Redimido  AVIANCA
105          155536  38.989.914  CALLE DIAZ YOLANDA                   F      18-Oct-47     56,74      1-Dic-64    Redimido  AVIANCA
106          279473  29.279.102  DE LA TORRE VA. CECILIA              F      13-Sep-47     56,84      1-Oct-74    Redimido  AVIANCA
107          746944  41.382.926  PRIETO MARIELA                       F      28-May-47     57,13     23-Feb-65    Redimido  AVIANCA

108          781723  22.378.672  RESTREPO CARMEN                      F      11-Feb-47     57,43      5-Jun-71    Redimido  AVIANCA
109          939831     134.374  UZAC MICHELLE                        F       5-Dic-46     57,61     17-Sep-73    Redimido  AVIANCA
110          840022  41.365.202  RUIZ DE VARGAS ROSALBA               F      09-Jul-46     58,02     25-Sep-71    Redimido  AVIANCA
111          246665  22.364.739  CRUZ ROCA MARINA                     F      18-Feb-46     58,41      1-Mar-69    Redimido  AVIANCA
112           91405  73.087.278  BASMAGI PEREZ RICARDO R.             M      24-Oct-60     43,73     15-Nov-82  No vencido  AVIANCA
113          442245  15.242.903  HARB JAK MOHAMED                     M      15-Ene-60     44,50     25-Sep-81  No vencido  AVIANCA
114          611052  19.405.540  MORALES HUMBERTO                     M      24-Dic-58     45,56      6-Dic-82  No vencido  AVIANCA
115           61331  19.385.440  ARIZA OLAYA MARCO F.                 M      20-Dic-58     45,57      1-Ago-84  No vencido  AVIANCA
116          119011  79.142.827  BOADA RAMIREZ GILBERTO               M      19-Ago-58     45,91     15-Nov-82  No vencido  AVIANCA
117          823546   3.229.009  ROJAS GABRIEL                        M       6-Dic-57     46,61     15-Nov-82  No vencido  AVIANCA
118          563872  19.370.850  MEDAGLIA CARMELO                     M      28-Oct-57     46,72     28-Jul-79  No vencido  AVIANCA
119          733062  79.112.950  PINZON JULIO                         M      29-Sep-57     46,80      8-Ene-79  No vencido  AVIANCA
120          175420  19.255.650  CARDENAS FLOREZ LUIS F,.             M      23-Sep-57     46,81      5-Oct-81  No vencido  AVIANCA
121          506435  19.282.901  LONDONO EDILBERTO                    M      13-Mar-56     48,34     05-Jun-72  No vencido  AVIANCA
122          765004  19.260.259  RAMIREZ RICARDO                      M      05-Feb-56     48,45      1-Dic-82  No vencido  AVIANCA
123          376972  73.071.601  GARCIA MAURICIO                      M      04-Feb-56     48,45     26-May-79  No vencido  AVIANCA
124          156752  79.110.613  CALVO SUESCUN MIGUEL AN              M      21-Jul-55     48,99      8-Nov-76  No vencido  AVIANCA
125          627760  19.383.000  MUNOZ DANIEL                         M      11-Jul-55     49,01     10-Jun-74  No vencido  AVIANCA
126          175700  19.291.222  CARDOZO MOTAVI. HERNANDO             M      20-May-55     49,16     24-Feb-75  No vencido  AVIANCA
127          535312  19.252.938  MARCIALES JORGE                      M      17-Abr-54     50,25      6-Abr-81  No vencido  AVIANCA
128          417303  19.218.515  GONZALEZ JOSE                        M      18-Dic-53     50,58     06-Abr-81  No vencido  AVIANCA
129          883234   7.478.267  SERRANO JULIO                        M      13-Sep-53     50,84      2-Ene-75  No vencido  AVIANCA
130          172676  19.218.054  CARDENAS ESCAMILLA LUIS ER           M      16-Mar-53     51,33     16-Abr-79  No vencido  AVIANCA
131          520656  19.195.348  LOZANO JORGE                         M      02-Mar-53     51,37     22-Mar-80  No vencido  AVIANCA
132          734311  19.196.173  PIZA CELIANO                         M      17-Feb-53     51,41     16-Feb-72  No vencido  AVIANCA
133          669933  19.194.539  ORTIZ VICTOR                         M      30-Ene-53     51,46     18-Feb-74  No vencido  AVIANCA
134          438502  19.198.839  GUZMAN CARLOS                        M      25-Ago-52     51,89     17-Dic-71  No vencido  AVIANCA
135          286171     438.351  DELGADO CELIN MAURICIO               M      28-Jul-52     51,97      3-Mar-75  No vencido  AVIANCA
136          961693  19.167.161  VELAZCO URIEL                        M      28-Jun-52     52,05     02-May-79  No vencido  AVIANCA
137           51284  19.176.288  ARDILA ARIZA RAMIRO E.               M      30-May-52     52,13     10-Jul-72  No vencido  AVIANCA
138          678856  19.154.350  OTALORA JORGE                        M      09-Sep-51     52,85     28-Jul-79  No vencido  AVIANCA
139          398204  19.193.519  GOMEZ EDGAR A.                       M      21-Ago-51     52,90      1-Jun-76  No vencido  AVIANCA
140          624105  19.133.539  MUNERA OSCAR                         M      24-Dic-50     53,56     20-Ago-71  No vencido  AVIANCA
141          575083  19.123.231  MENDEZ MARIO                         M      07-Nov-50     53,69      5-May-76  No vencido  AVIANCA
142          216694  13.812.368  CLAVIJO BAQUER CARLOS A.             M      22-Sep-50     53,82     14-Jul-75  No vencido  AVIANCA
143          192253   5.763.187  CASTELBLANCO V. ARTURO A             M      23-Ago-50     53,90     13-May-75  No vencido  AVIANCA
144          392276  19.107.573  GIRALDO RIOS JAIRO                   M      25-Jun-50     54,06      1-Jul-70  No vencido  AVIANCA

145          952803  19.108.252  VARGAS PARMENIO                      M      28-May-50     54,13     16-Abr-79  No vencido  AVIANCA
146          481110  13.817.281  JIMENEZ JOSE                         M      24-Nov-49     54,64     18-May-70  No vencido  AVIANCA
147          761622  17.122.989  RAMIREZ JOSE                         M      11-Ago-49     54,93     21-Abr-81  No vencido  AVIANCA
148          728066  19.086.928  PINEDA MANUEL                        M      20-Jul-49     54,99     22-Ene-68  No vencido  AVIANCA
149          795185  19.076.719  RIVEROS JAIME                        M      17-Jun-49     55,08     15-Jun-70  No vencido  AVIANCA
150          748930  19.071.559  PUENTES JAIME                        M      17-Abr-49     55,25     18-Dic-69  No vencido  AVIANCA
151          524812  19.061.007  MCALLISTER ENRIQUE                   M      01-Dic-48     55,63      3-Jul-74  No vencido  AVIANCA
152          767045  19.058.475  RAMIREZ JUAN JOSE                    M      16-Ago-48     55,92      8-Sep-69  No vencido  AVIANCA
153           96121  17.198.574  BECERRA TORRES EDUARDO               M      24-Abr-48     56,23      3-Jul-74  No vencido  AVIANCA
154          553873  17.186.282  MARTINEZ LUIS                        M      08-Ene-48     56,52     30-Jun-66  No vencido  AVIANCA
155          456330   7.439.030  HERRERA LORENZO                      M      27-Nov-47     56,64     19-May-69  No vencido  AVIANCA
156           36330   7.434.878  ANDION HURTADO ORLANDO J.            M      24-May-47     57,14     27-Nov-71  No vencido  AVIANCA
157          612452  17.169.280  MORALES HERMANN                      M      11-May-47     57,18      4-Dic-72  No vencido  AVIANCA
158          790366   9.512.462  RINCON JUAN G.                       M      25-Abr-47     57,23     29-Ene-72  No vencido  AVIANCA
159          121590  17.163.108  BOLANOS VASQUE HERNAN                M      29-Mar-47     57,30     25-Sep-71  No vencido  AVIANCA
160          702822  17.157.246  PASTRANA WINSTON                     M      25-Ago-46     57,89     17-Dic-71  No vencido  AVIANCA
161           42814  17.152.475  APARICIO SILVA LUIS EDUARDO          M      07-Ago-46     57,94     16-Sep-69  No vencido  AVIANCA
162          401144  17.170.642  GOMEZ LUIS                           M      04-Abr-46     58,28      1-Ago-72  No vencido  AVIANCA
163          508174  17.143.292  LOPEZ FERNANDO                       M      05-Mar-46     58,36     25-May-72  No vencido  AVIANCA
164          712165  17.140.786  PENUELA LUIS JORGE                   M      26-Feb-46     58,39      9-Abr-76  No vencido  AVIANCA
165          392221  14.200.240  GIRALDO DELFIN (fallecido)           M       3-Dic-45     58,62     14-Dic-72  No vencido  AVIANCA
166          728545  17.138.503  PINILLA IVAN                         M      23-Nov-45     58,65     23-Mar-74  No vencido  AVIANCA
167          181333   7.429.573  CARRENO BENITEZ IVAN                 M      25-Jul-45     58,98     19-May-69  No vencido  AVIANCA
168          131305  17.126.287  BRICENO LONDON DIEGO A.              M      08-May-45     59,19      1-Abr-75  No vencido  AVIANCA
169          791066  17.145.936  RINCON BYRON                         M      19-Nov-44     59,66     21-Abr-69  No vencido  AVIANCA
170           83731  17.102.228  BARRETO CHAVES ORLANDO A.            M      26-Sep-44     59,81     18-May-73  No vencido  AVIANCA
171          678915  17.134.064  OTALORA EDGAR                        M      21-Ago-44     59,90     15-Jul-68  No vencido  AVIANCA
172          745091  13.218.114  PRATTO RAFAEL                        M      06-Ene-44     60,53     20-Nov-69    Redimido  AVIANCA
173            3780  17.094.136  ACOSTA ACEVEDO MIGUEL                M      08-Dic-43     60,61      3-Jul-74    Redimido  AVIANCA
174          632321  17.097.658  MURILLO LUIS                         M      13-Sep-43     60,84      6-Jun-66    Redimido  AVIANCA
175          676594  17.096.663  OSPINA GABRIEL                       M      06-Sep-43     60,86      5-Ago-65    Redimido  AVIANCA
176          395242   4.509.088  GOMEZ FRANCISCO                      M      05-Dic-42     61,61      2-Nov-66    Redimido  AVIANCA
177          899570  17.059.113  SUAREZ JESUS                         M      26-Abr-42     62,22     21-Ago-69    Redimido  AVIANCA
178          924092  17.054.995  TORRES JAIME                         M      03-Ene-42     62,54      1-Abr-77    Redimido  AVIANCA
179          815625   5.553.337  RODRIGUEZ REYNALDO                   M      14-Ago-41     62,92      6-Abr-65    Redimido  AVIANCA
180          521636   2.938.925  LOZANO JAIRO                         M      25-Abr-39     65,23     18-Dic-69    Redimido  AVIANCA
181           98038  66.766.147  VASQUEZ MUNOZ MARIA F                F      26-Nov-71     32,64     16-Jul-93  No vencido  SAM

182           74211  43.040.647  GOMEZ ALZATE BEATRIZ                 F      28-Mar-62     42,30      8-Nov-82  No vencido   SAM
183           85241  42.872.909  NEIRA RESTREPO GLORIA P              F      29-Jul-61     42,96     16-Dic-85  No vencido   SAM
184           84624  51.598.633  MUNOZ MARINO LUZ HELENA              F      21-Nov-60     43,65      1-Ago-80  No vencido   SAM
185           79327  43.055.709  LEON QUINTERO CLAUDIA                F      03-Abr-60     44,29     21-Nov-82  No vencido   SAM
186           91215  42.976.230  RENDON NARANJO LILIANA (FALLECIO)    F      18-May-59     45,16      1-Dic-87  No vencido   SAM
187           73510  42.967.887  GAVIRIA PEREZ CECILIA                F       3-Abr-59     45,29     10-Nov-82  No vencido   SAM
188           64220  41.755.620  BELTRAN MAHECHA MIRYAM               F      22-Sep-58     45,82     10-Nov-82  No vencido   SAM
189           68494  55.055.006  CELY GONZALEZ SONIA                  F      31-Dic-56     47,54      1-Ago-80  No vencido   SAM
190           68171  51.550.287  CASTRO NAVARRETE GLORIA J            F      21-Dic-55     48,57     21-Sep-86  No vencido   SAM
191           89086  32.522.626  PINEDA C MARTHA                      F      06-Mar-54     50,36     10-Nov-82  No vencido   SAM
192           99200  32.493.834  WALTON PINO LIZ STELLA               F      02-Abr-53     51,29      1-Abr-74  No vencido   SAM
193           75267  32.479.459  GONZALEZ C MARIA E                   F      30-Nov-51     52,63     26-Sep-72  No vencido   SAM
194           95216  41.503.743  SIERRA GONZALEZ MARIA T              F      13-Abr-51     53,26     01-Sep-70  No vencido   SAM
195           64295  41.462.315  BENAVIDES CLOP ELSA                  F       7-Ene-51     53,53      9-Ago-76  No vencido   SAM
196           68452  41.453.504  CELIS VILLARREAL NANCY               F      30-Sep-49     54,79      1-Dic-71  No vencido   SAM
197           83345  21.376.076  MONTOYA F LUZ HELENA                 F      01-Ene-45     59,54     27-Jun-65  Redimido     SAM
198           64105  79.433.539  BELENO ECHEVERRI MARLON              M       4-Dic-67     36,62     16-Dic-89  No vencido   SAM
199           76646  10.232.778  HENAO PEREA HERNAN                   M       5-Mar-57     47,36     15-Sep-93  No vencido   SAM
200           94797  79.112.244  SANMIGUEL G TITO                     M       2-Feb-55     49,46      7-Nov-81  No vencido   SAM
201           79996   8.664.069  LOPEZ CIFUENTES GERMAN               M      13-Oct-54     49,76     16-Feb-87  No vencido   SAM
202           94870  19.168.445  SANTACRUZ TORRES LUIS ORLANDO        M       2-Dic-51     52,62     23-Abr-91  No vencido   SAM
203           78279  13.345.854  JARAMILLO GOMEZ FERNANDO             M      17-Jul-48     56,00     16-Abr-74  No vencido   SAM
204           94938  17.122.182  SEQUERA DUARTE ALVARO                M      31-Dic-44     59,54     18-Dic-81  No vencido   SAM
205           94680   3.560.823  SANCHEZ SARMIENTO JOSE               M      08-Abr-42     62,27     26-May-80    Redimido   SAM

                                                        ANEXO 1 CONT....
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              APORTE     TOTAL
                                                              APORTE   AUXILIO  BONIFICACION   SOLID-     COSTO      CALCULO
                                      N(DEGREE)     VALOR     EMPRESA  APORTE      APORTE     PENSION    MENSUAL    ACTUARIAL
EMP         CLASE JUBILACION          PERSONAS     MESADA    PENSION   SALUD     PENSION     EMPRESA    NOMINA     SEP/30/04
-------------------------------------------------------------------------------------------------------------------------------
AVA  Jubilacion Sustitucion Tierra
      Total Empresa                           1  $   358.000  $     0  $     0  $          0  $     0  $  358.000  $ 66.615.062
AVA  Jubilacion Tierra Total Empresa          2  $   791.364  $     0  $     0  $          0  $     0  $  791.364  $127.511.539
     TOTALES                                  3  $ 1.149.364  $     0  $     0  $          0  $     0  $1.149.364  $194.126.601

  TITULOS PNESIONALES A FONDEAR POR VB DE ACUERDO CON EL ITA. AVIANCA-SAM MAYO
                                 2004 (ANEXO 2)

                    CEDULA DE                                                           VALOR $ COP CALCULO ACTUARIAL A MAYO
NO     COMPANIA    CIUDADANIA                 NOMBRE                 FECHA NACIMIENTO                 DE 2004
--     --------    ----------                 ------                 ----------------                 -------
1      AVA                252   PERQUIS BOHEAS BRIGITTE MARIE            29-05-47                   216.378.215
2      AVA              8.335   MECA ZUBELDIA MARIA JESUS                08-08-48                   211.254.442
3      AVA             14.987   BESA CONTARDO. MARIA AMALIA              28-09-53                   163.986.275
4      AVA             27.130   CASTIGLIONI DA SILVA NEDDA BRUNHILD      05-08-50                   168.892.474
5      AVA            131.873   MORA RUANO FRANCISCA DE PAULA            04-10-47                   194.069.622
6      AVA            147.275   KEYES DE RODRIGUEZ HELEN                 03-07-48                   162.207.255
7      AVA            147.550   FAURE GOY CLAUDE LUCIE                   16-06-49                   219.411.451
8      AVA            160.840   TRONCOSO GALINDO MARTHA OLGA             27-10-50                   631.070.617
9      AVA            175.481   ZARGES AICHILE INGRID RUTH               07-09-55                   148.682.341
10     AVA            186.850   REUTHE LOEB INGRID RUTH                  03-10-57                   320.965.813
11     AVA          6.706.291   CASETTA GUZMAN GRACIELA ELISA            17-11-49                   147.289.151
12     AVA          8.176.008   ZEN DRUETTA GABRIELA NIDIA               29-01-57                    88.111.622
13     AVA         14.959.817   POTES RESTREPO JAIME                     05-11-49                   229.164.160
14     AVA         19.183.807   AMAYA TAMAYO CARLOS ALBERTO              06-12-52                   118.639.045
15     AVA         19.237.995   SUAREZ HERRERA VICTOR RAUL               22-03-54                   179.757.396
16     AVA         19.263.312   BECERRA SALAZAR ALVARO                   20-08-56                    85.460.627
17     AVA         20.524.870   VARGAS DE SANTOS JEANNETTE MARINA        16-05-54                   151.949.533
18     AVA         20.952.199   RESTREPO HERNANDEZ LUCIA CECILIA         28-02-58                    73.231.281
19     SAM         21.066.960   ORTIZ NELLY                              19-06-53                   212.396.344
20     AVA         21.069.893   COGOLLOS AMAYA PATRICIA                  05-09-55                   219.659.124
21     AVA         21.069.991   LAUSCHUS BIADOS MABEL                    02-11-49                   221.006.065
22     AVA         22.362.748   ANGULO BOLANO MERCEDES ESTHER            31-12-44                   284.252.167
23     AVA         22.376.527   REGINO MARTINEZ MYRIAM LUZ               24-12-47                   281.292.686
24     AVA         22.382.866   MALO VOLPE GLORIA JU                     27-03-48                   350.118.386
25     AVA         22.417.873   LOPEZ-PENHA MARTHA                       29-07-54                   223.558.104
26     AVA         22.431.749   SALCEDO BENAVIDES CARMEN CECILIA         14-08-57                   163.707.920
27     AVA         23.274.126   ZAMBRANO GLADYS                          18-07-52                   208.805.885
28     SAM         24.572.355   BAENA MEJIA LUZ MARINA                   10-10-54                   214.720.104
29     AVA         29.500.848   MENDEZ GUTIERREZ LUZ DARY                05-11-58                   147.590.627
30     SAM         31.192.013   LOZANO CASTRO MARIA OLIVA                25-07-58                   152.990.512
31     AVA         31.210.641   GARCIA DE ZUNIGA NANCY                   15-05-49                   207.493.750
32     AVA         31.228.748   PULECIO ORTIZ MARTHA EMILIA              08-07-55                   141.215.826
33     AVA         31.293.185   MARITNEZ LIBIA MERCEDES                  11-09-54                   262.643.734
34     AVA         31.837.664   REYNA REYNA MARIA CECILIA                03-09-57                     4.477.227
35     AVA         32.432.396   CANO OROZCO AMPARO                       20-09-52                   453.690.600
36     AVA         32.459.124   DUQUE DE FALCO MARIA TERESA              04-11-50                   149.725.462

37     SAM         32.522.840   NARANJO LUZ MARINA                       25-11-54                   109.886.203
38     AVA         32.617.761   GONZALEZ DEL VALLE NATALIA ISABEL        01-09-58                   102.852.441
39     AVA         35.318.322   RAMIREZ DE VANEGAS CARMEN STELLA         28-06-53                   148.395.426
40     AVA         35.321.239   AMAYA MARTINEZ GEORGINA                  31-07-56                    97.174.810
41     AVA         35.325.949   FANDINO SEPULVEDA ELSA                   26-06-56                    26.937.873
42     AVA         35.329.044   MIRANDA AMAYA MARTHA ESPERANZA           30-09-57                   144.236.595
43     AVA         35.401.849   REYES ROSA NELCY                         22-01-55                   147.828.504
44     AVA         35.403.001   FRANCO NIETO CARMEN HORTENCIA            29-08-54                   173.886.825
45     AVA         35.455.335   ECHEVERRY ARCILA JUANA MARIA             12-12-57                   351.608.398
46     AVA         35.455.761   SERNA DUQUE LUZ MARIELA                  14-06-57                   134.646.169
47     AVA         35.457.130   DOMINGUEZ LEYVA MARIA PATRICIA           20-05-57                   129.167.482
48     AVA         35.457.218   RIVEROS SOTO OLGA EDELMIRA               26-11-56                    94.088.755
49     SAM         35.458.446   ORTIZ GONZALEZ LILIAM BEATRIZ            18-04-55                   174.799.392
50     SAM         35.460.018   SALCEDO GOMEZ BEATRIZ                    16-05-56                   176.942.426
51     AVA         35.461.455   PATINO CUERVO OLGA HELENA                01-09-56                   351.866.782
52     AVA         35.467.533   ARBOLEDA MATEUS PATRICIA LEONOR          07-09-56                    95.220.782
53     AVA         36.542.137   RAMOS ALBARRACIN NIVE ELENA              08-12-57                   308.265.115
54     AVA         37.259.596   ROJAS GRANADOS GINA JAEL                 11-07-58                   157.769.217
55     AVA         37.794.300   RODRIGUEZ SERRANO ELVIRA                 20-09-48                   249.489.535
56     AVA         37.812.676   MARTINEZ GAMARRA NUBIA                   26-12-51                   202.850.069
57     AVA         37.818.901   ROJAS DE BAUTISTA LEONOR                 17-06-53                   376.226.648
58     AVA         37.835.917   QUINTERO RAMIREZ CECILIA                 27-02-57                   109.837.582
59     AVA         37.837.976   MC CORMICK RUIZ MARIA TERESA             17-09-55                   183.636.097
60     AVA         37.839.796   BOHORQUEZ REBOLLO ADALGIZA               03-08-57                   204.160.379
61     SAM         37.919.453   VIDAL LONDONO IRMA DORIS                 11-12-57                   134.097.461
62     AVA         38.940.193   ARIAS DIAZ LUZ STELLA                    17-11-57                     5.445.700
63     AVA         41.383.079   CAYON ILLERA JOSEFINA                    12-06-46                   599.468.206
64     AVA         41.398.562   ECHEVERRIA GARZON ANA JUDITH             15-12-49                   476.644.757
65     AVA         41.429.528   SALAZAR ORDONEZ MARTHA LUCIA DE          10-07-48                   322.156.827
66     AVA         41.465.116   RODRIGUEZ GLORIA CECILIA                 29-08-49                   128.884.704
67     AVA         41.475.881   BECERRA DE RAMOS SONIA ESTHER            01-05-50                   219.002.518
68     AVA         41.477.440   ALDANA CORREDOR ELSA RAQUEL              13-03-51                   195.014.993
69     SAM         41.488.280   BALLESTEROS MARIA NELLY                  07-11-50                   236.720.649
70     AVA         41.493.240   ANGULO RUEDA AMPARO                      19-08-50                   118.741.969
71     AVA         41.496.306   HEYNECK RHEINDORDF CLAUDIA MARGARITA     27-07-50                   190.922.548
72     AVA         41.506.856   ROJAS BERNAL SONIA CONSUELO              15-09-49                   852.831.113
73     SAM         41.577.921   CASTRO PATINO MYRIAM DEL S               07-01-53                   207.024.213
74     AVA         41.584.589   AVENDANO DE MUNEVAR LUCY ASNEDA          02-03-52                   498.475.112
75     AVA         41.595.720   QUEVEDO VELASQUEZ LUZ MARIA              17-09-53                   108.884.747
76     AVA         41.630.569   CUADROS GIRON LIGIA                      09-01-54                   168.677.901
77     AVA         41.633.287   CONTRERAS BELTRAN RUTH MERY              12-02-51                   227.255.691

78     AVA         41.637.563   RUIZ GIL ALBA CECILIA                    17-02-57                   175.866.683
79     AVA         41.647.640   ALVAREZ RUBIANO ANA YANETT               15-08-55                   182.683.152
80     AVA         41.651.417   CONTRERAS VANEGAS BLANCA CECILIA         09-05-57                   153.134.912
81     AVA         41.661.825   REYES ARCE MARTHA DUPERLY                21-11-54                   125.679.947
82     AVA         41.670.100   PADILLA FERNANDEZ NOHORA                 01-10-55                   167.521.186
83     AVA         41.683.722   GUALY CEBALLOS LUZ AMPARO                29-06-54                   158.184.428
84     AVA         41.697.078   LUQUE ESPITIA ALICIA                     06-11-54                    96.931.444
85     AVA         41.697.332   DUQUE NAVARRO ANA ESPERANZA              26-07-56                   180.924.436
86     AVA         41.697.395   CHARRY BAUTISTA STELLA                   03-11-56                   228.207.313
87     AVA         41.697.826   BECERRA SAMPER PATRICIA                  06-03-57                   123.493.169
88     SAM         41.701.503   MARTINEZ LUZ MARINA                      16-03-55                   196.092.132
89     AVA         41.711.178   HERNANDEZ CORTES CLARA JUDITH            29-05-58                     1.671.979
90     AVA         41.711.299   REYES GUERRERO VIVIANE                   10-09-54                   343.822.742
91     AVA         41.723.158   SOLANO APONTE CECILIA YOLANDA            09-10-55                   133.257.716
92     AVA         41.752.838   OSPINA MARIN LUZ HELENA                  06-07-58                    94.366.748
93     AVA         41.761.414   SANCHEZ ROSSO LUZ HELENA                 10-02-57                   139.764.572
94     AVA         41.772.669   PARRA GOMEZ NUBIA                        25-12-58                   292.801.527
95     AVA         41.775.184   CONTRERAS MORALES MARLENE                31-10-57                   148.554.918
96     SAM         42.968.891   MORENO OPDENBOSCH EULALIA                09-10-58                   137.729.102
97     SAM         42.978.863   MEJIA OCHOA FRANCIA CRISTINA             23-10-58                     6.692.755
98     SAM         42.993.981   RESTREPO MARGARITA                       09-09-53                   161.196.331
99     AVA         51.681.468   TOBAR ELIZONDO MARIA LORENA JOSEFIN      03-03-53                   216.779.587
100    AVA          3.018.863   NIETO CARVAJAL AMPARO                    07-11-48                   123.074.954
101    AVA         32.536.935   GIRALDO OSPINA ALMA ROSA                 04-03-58                       251.996
102    AVA         41.760.302   CAMACHO TELLEZ MARIA ELVIRA              01-04-56                     4.953.811
103    AVA            202.516   VAN BOMMEL ODETTE MARGARITE              06-09-66                    78.109.321
104    AVA            214.757   GARCIA MACIAS MARIA DEL CARMEN           22-04-64                       223.536
105    AVA            235.491   GOMEZ DIAZ ASTRID DEL PILAR              19-12-61                     5.601.219
106    AVA            663.109   MOREL FAVIER ELIZABETH LUCIE             07-02-47                   128.562.235
107    AVA          5.818.142   GIRALDO ARISTIZABAL GLORIA YOVANI        21-03-66                    31.878.218
108    AVA         20.421.643   LOPEZ MONTOYA YOHANA                     23-11-62                    84.492.698
109    AVA         20.454.660   PARDO HERNANDEZ MARIA DEL CARMEN         28-09-60                        85.244
110    AVA         20.914.922   FERREIRA ESCOBAR MARIA TATIANA           21-05-61                    75.802.858
111    AVA         21.491.025   CALLE MUNOZ LUZ DARY                     04-01-66                        43.930
112    SAM         21.577.257   PUERTA HERRERA GLORIA STELLA             11-12-64                        33.973
113    SAM         21.832.266   GARCES MONCADA SONIA ELENA               19-12-68                     4.918.812
114    AVA         22.444.528   MORENO SIERRA INGRID DE                  05-04-68                       348.555
115    SAM         24.022.598   VARGAS PENA ROSALBA                      03-08-65                       200.095
116    AVA         29.502.669   GONZALEZ CUELLAR SILVANA                 05-09-60                    77.580.940
117    AVA         29.581.520   PALACIO RODRIGUEZ JANETH                 10-01-64                    72.233.407
118    AVA         29.812.939   CARDONA CEBALLOS MAGNOLIA                16-10-64                        44.680

119     SAM     29.817.445     ALARCON QUICENO NANCY YANETH            15-07-71         63.685
120     AVA     29.940.793     JARAMILLO BARCO MARIA SOLEDAD           09-05-74         32.274
121     AVA     30.303.320     QUINTERO ARBELAEZ MARIA ROC             24-02-67     60.844.469
122     AVA     30.723.907     CASTILLO CAICEDO ORIOLA DEL S           30-05-63     15.029.727
123     AVA     31.155.864     LLANOS SOTO AMPARO                      13-09-61     38.457.912
124     AVA     31.173.692     BUENO SCHNEIDER OLGA LUCIA              25-04-65         33.366
125     AVA     31.204.690     OSORIO RAMIREZ CLARA INES               18-07-65        614.226
126     AVA     31.401.988     IDARRAGA MUNOZ MARIA VICTORIA           07-01-60    195.120.873
127     AVA     31.471.188     DURAN ANGEL PATRICIA                    25-01-65         34.697
128     AVA     31.471.982     DIAZ RAMOS MARTHA CECILIA               22-11-64      2.667.279
129     AVA     31.860.340     CANO GIRALDO ELIZABETH                  08-05-61        474.989
130     AVA     31.874.786     BRICENO CALLE MARLYN                    24-11-61         44.713
131     AVA     31.883.258     CAMACHO TOBAR ROSANA                    31-05-62        411.130
132     AVA     31.915.806     RESTREPO ANGEL MARIA ELENA              04-08-63        346.653
133     AVA     31.926.298     SOLARTE SERNA ALBA STELLA               26-06-64     88.829.869
134     AVA     31.930.264     FERNANDEZ ESCOBAR VICTORIA EUGENIA      20-05-65      2.615.470
135     AVA     31.932.686     GIRALDO VELASQUEZ LILIANA               23-11-63     18.161.811
136     AVA     31.936.589     CORREA LOPEZ LUZ ANGELA                 13-04-65      4.184.641
137     AVA     31.947.838     PEREZ VALLADARES MARIA ANDREA           17-03-64      3.443.912
138     AVA     31.949.428     BUATOIS MANRIQUE CLAUDINE               04-09-66     13.081.663
139     AVA     31.954.021     VILLEGAS VELASQUEZ LILIANA              18-05-64        134.149
140     AVA     31.966.081     ACOSTA DAVID MARTHA LU                  09-08-64      1.247.560
141     AVA     31.969.331     ROBAYO ESPINOSA MARIA CAROLINA          26-11-67      1.100.784
142     AVA     31.969.399     JARAMILLO ZUNIGA ANA MARIA              11-01-67      5.472.283
143     AVA     31.973.202     RAMIREZ HOYOS LIZBETH                   30-07-66         98.588
144     AVA     31.978.613     ESCOBAR GUZMAN VICTORIA EUGENIA         28-04-68      5.320.531
145     AVA     31.987.803     MESA ALVAREZ ADRIANA                    12-03-69     29.841.219
146     AVA     31.991.386     VELEZ ARBOLEDA MARIA FERNANDA           03-03-69         32.183
147     AVA     31.993.777     MONTERO SALINAS BLANCA RUTH             22-09-67      4.740.025
148     AVA     31.995.719     JARAMILLO LEYVA CLARA MARCELA           14-06-68     59.629.368
149     AVA     32.659.922     VASQUEZ MARTINEZ NADINE IVONNE          18-11-62      8.280.883
150     AVA     32.660.478     HERNAN PULIDO ANA MARIA                 27-09-62    145.323.403
151     AVA     32.668.422     VILLA ISAAC LUZ HELENA                  14-05-63     53.996.809
152     AVA     32.670.810     YASPE BUELVAS SANDRA B                  25-12-62     62.519.741
153     AVA     32.680.546     HERNANDEZ MCBRIDE PATRICIA ELENA        06-11-64     16.478.423
154     AVA     32.680.616     GARCIA ROMERO MONICA LUZ                22-02-64      4.027.454
155     AVA     32.687.157     SALCEDO CABRALES JACQUELINE             29-09-64     58.765.908
156     AVA     32.687.274     MARTHE ARIZA WILMA CECILIA              01-08-62     53.145.958
157     AVA     32.695.118     LOEBER ROJAS KARIN                      01-08-65         33.366
158     AVA     32.701.409     GAVIRIA MEJIA MARITZA                   17-02-66     19.215.786
159     AVA     32.711.991     ESTRADA TIRADO CLAUDIA MARCELA          21-12-66        259.555

160     AVA     32.712.927     CORREA HOYOS ESTHER ELISA               10-12-66         32.869
161     AVA     32.726.307     ORTIZ ARAGON MARIA DEL SOCORRO          03-08-68         42.379
162     AVA     33.284.643     MAZZEO PELUFFO ROSEMARY                 14-11-64     33.667.945
163     AVA     34.533.128     FLOREZ RESTREPO ANA PATRICIA            10-12-59     14.440.925
164     AVA     35.330.700     ORREGO OCAMPO OLGA PATRICIA             30-05-59    118.481.735
165     SAM     35.415.184     SALGADO ROCHA ALEXANDRA                 14-02-72         31.845
166     AVA     35.467.287     ORTEGON PEREZ MARTHA CE                 27-04-59    180.618.328
167     AVA     35.469.022     MATIZ PEREIRA CLARA ELIZABTH            08-07-61     12.063.317
168     AVA     35.469.303     DE LA ROSA CAMPO CLAUDIA JOSEFINA       25-04-61      2.267.364
169     AVA     35.469.468     GAMMARRA RUEDA JANET                    21-02-61         39.710
170     AVA     35.476.966     ESTEBAN OCHOA CLAUDIA FERNANDA          21-11-72         31.905
171     AVA     35.497.893     GOMEZ PABON MARIA CRISTINA DEL          28-04-59     56.593.954
172     AVA     35.501.318     FORERO ZARATE ANA MARIA                 12-09-62         45.148
173     AVA     35.502.405     CESPEDES PLAZAS PYER ANGELA             09-05-63         45.677
174     AVA     35.504.422     FUENTES DAVILA JULIA DIVA               24-01-64         75.187
175     AVA     35.505.146     PERILLA GOMEZ ELSA MARINA               27-04-65         87.852
176     AVA     35.507.072     CADAVID BARRERA MARIA CRISTINA          19-04-66         43.280
177     AVA     35.507.080     FLORIAN DIAZ MARIA EUGENIA              24-03-66      1.759.229
178     AVA     35.512.404     GASSER GARRIDO ANA MARGARITA            19-10-68     20.722.656
179     SAM     35.519.596     BAQUERO ROMERO ESPERANZA                19-07-65         33.366
180     AVA     36.179.022     URQUIJO ARAUJO MONICA EUGENIA           18-02-65        813.413
181     AVA     38.242.379     LEVY QUINTERO ARLETTE INGRID            30-03-60     19.295.275
182     AVA     38.862.612     DOMINGUEZ COBO AYDA SOFIA               18-10-62        923.515
183     AVA     38.864.447     ZULUAGA TORO MARIA DEL PILAR            10-04-64      8.655.298
184     AVA     38.867.515     VILLALOBOS GIRALDO ANGELA MARIA         19-08-66      5.261.050
185     AVA     38.871.790     ARCE TORRES MARIA LILIANA               28-09-70        167.825
186     AVA     39.153.014     BURGOS BARRERA DINA OLGA                01-04-61         73.599
187     SAM     39.442.056     ARBELAEZ PEREZ MARCELA                  29-01-70     10.432.914
188     AVA     39.528.891     ROA LEGUIZAMON ESPERANZA                10-12-62     67.005.243
189     AVA     39.530.008     RIVERA TRIANA DORIS CELIA               30-05-60     24.710.046
190     AVA     39.540.649     SUAREZ RODRIGUEZ JAKELYN                08-03-66        395.057
191     AVA     39.541.664     OSSA JARAMILLO ANGELA MARIA             19-09-66         43.280
192     AVA     39.545.696     PERDOMO PARRA LUZ MARY                  23-12-68      1.218.830
193     AVA     39.557.056     MARQUEZ CARDOZO MARIA DEL               27-12-62        445.647
194     AVA     39.636.649     COBOS GONZALEZ CLAUDIA ISABEL DEL       03-11-63     48.523.912
195     SAM     39.651.566     VEGA CASTRO HILDA                       21-11-69        159.855
196     AVA     39.651.747     RAMOS PARRA YEMEL MARLENE               26-10-69      3.926.085
197     AVA     39.661.014     BOHORQUEZ GASCA YOLANDA AMPARO          29-04-62      3.935.187
198     SAM     39.665.311     SABOGAL MONROY ALYDA INES               14-05-68      1.314.693
199     AVA     39.683.821     SICARD ZERDA MARIA MONICA               26-10-62         45.148
200     AVA     39.684.204     BERNAL TELLEZ ESPERANZA                 27-09-72        419.804

201     AVA     39.686.648     ROQUE VICARIA ZAMIRA                    23-12-62    111.751.483
202     AVA     39.687.954     LOPEZ CARVAJALINO MONICA                16-06-64        847.218
203     AVA     39.688.601     ALJURI LOPEZ LORRAINE                   23-08-64     58.442.505
204     AVA     39.693.980     BARRAGAN PINZON CLAUDIA MARIA           10-09-65      2.154.968
205     AVA     39.694.096     LANGTON VALLARINO MARTHA MONICA         12-07-65         43.930
206     AVA     39.694.211     ARANGUREN BAENA OLGA LUCIA              15-01-65        580.713
207     AVA     39.694.481     FARFAN BARCO LUCIA INES                 09-03-66      9.989.084
208     AVA     39.702.820     FORERO VELANDIA MARTHA LUCIA            09-09-64      6.910.483
209     AVA     39.705.262     MATUK SANCHEZ MANJURIE                  16-05-65      5.466.773
210     AVA     39.747.358     ZAMBRANO MANTILLA OLGA LUCIA            31-01-67     37.447.002
211     AVA     39.770.480     GONZALEZ BUITRAGO YANIBE                12-06-71     43.761.680
212     AVA     39.773.588     ORTIZ SANTOS MARIA MON                  08-12-66         45.307
213     AVA     39.773.836     RICAURTE HERNANDEZ ANGELICA             12-08-66         86.552
214     SAM     39.774.789     VASQUEZ BETANCOURT AIDA PIEDAD          03-01-67     30.327.431
215     AVA     39.775.429     AVILA RODRIGUEZ JUANITA ALEX            15-08-67         42.765
216     AVA     39.775.780     PIESCHACON BABATIVA CLAUDIA XIMENA      07-05-67      5.056.338
217     AVA     39.778.109     SANCHEZ DIAZGRANADOS ADRIANA            27-06-67    102.965.574
218     AVA     39.780.161     VALENCIA NUNEZ EULALIA DEL ROSARIO      14-09-67         42.765
219     AVA     39.782.883     SOLER HENAO MARIA FERNANDA              11-10-69        252.574
220     AVA     39.784.710     PINILLA VELANDIA ANGELA MARIANA         31-01-70         31.983
221     AVA     39.785.432     BUENDIA TORRES GLADYS MARCELA           17-06-69         42.114
222     AVA     39.785.597     BRUGES NIVIA CLAUDIA PATRICIA           07-06-70         31.871
223     AVA     39.786.101     GEBEHART HERNANDEZ CAROLINE YOLANDA     31-10-69     12.863.170
224     AVA     39.786.743     HURTADO BENITEZ INGRID                  20-02-70         42.114
225     AVA     39.790.531     GALVIS GALINDO CLAUDIA JOHANNA          03-06-70        419.343
226     AVA     39.791.456     TORRES HERRERA MARIA CONSTANZA          03-05-71         41.933
227     AVA     39.792.793     MEDINA RODRIGUEZ MARTHA PATRICIA        28-07-71      3.745.638
228     AVA     40.985.847     PULIDO CONGOTE MARTA CECILIA            15-10-68        127.114
229     AVA     41.190.424     ARISTIZABAL GOMEZ ANA MARIA             10-03-63     62.390.926
230     AVA     41.701.578     ROJAS TAFUR MIREYA                      15-05-56        267.621
231     AVA     41.754.155     GOMEZ GOMEZ MARIA MERCEDES              26-04-59    106.299.672
232     SAM     41.760.523     OSORIO RUIZ MARIA LUCERO                20-07-59     92.823.574
233     AVA     41.774.093     VAN BRACKEL KEUTGEN MARIA JOSE          13-10-59        642.760
234     AVA     41.786.394     CADAVID BRINGE MARIA MARGARITA DE       03-09-60        420.574
235     AVA     41.786.709     BUENDIA CORTES MARIA TERESA             21-04-59     99.465.119
236     AVA     41.787.645     ANGEL VELASQUEZ LILIA MARGARITA         15-11-59    107.292.335
237     AVA     41.791.165     SARMIENTO VARGAS MARTHA BEATRIZ         12-11-59         32.626
238     AVA     41.889.554     VELASQUEZ CAST OLMA LUCERO              19-03-59    109.319.021
239     AVA     41.901.495     ARANGO MEDINA LUZ PIEDAD                17-03-63         45.102
240     AVA     41.918.473     HERNANDEZ MONTES MARIA DEL ROSARIO      08-02-69      1.183.679
241     SAM     42.687.873     LOPERA CASTRILLON ANGELA MARIA          01-10-74         32.274

242     SAM     42.750.081     CARMONA GALLEGO DORA HELENA             24-04-59     85.691.778
243     AVA     42.762.971     PATINO HERNANDEZ MARIA LEYDIANA         07-01-64      9.728.462
244     AVA     42.766.709     ECHEVERRY RESTREPO GLORIA LU            09-01-65        305.502
245     SAM     42.780.288     GIRALDO VASQUEZ BEATRIZ EUGENIA         01-06-69         63.959
246     AVA     42.781.165     GUTIERREZ TOBON DIANA PATRICIA          08-09-69        168.413
247     AVA     42.786.222     GIRALDO VASQUEZ LUZ MARY                08-12-70     59.663.206
248     SAM     42.798.011     OSPINA JIMENEZ GLORIA P                 30-07-69     11.094.739
249     AVA     42.875.678     INFANTINO DE GREIFF ADRIANA TERESITA    19-08-62     36.120.526
250     AVA     42.899.438     CUARTAS ZAPATA LINA MARIA               18-04-69        988.805
251     AVA     42.983.650     AGUDELO VELASQUEZ VICTORIA              29-08-59    249.366.005
252     AVA     43.021.892     TABAREZ PELAEZ NANCY BEATRIZ            18-01-61        700.776
253     AVA     43.023.742     ZAPATA HERNANDEZ ANGELA ROSA            24-04-61     84.661.856
254     SAM     43.039.898     PEREIRA VARELA DORA CECILIA             21-05-62         34.302
255     SAM     43.047.093     GUTIERREZ JIMENEZ LUZ LENY              24-10-62         34.302
256     SAM     43.047.425     MEJIA CARMONA CLAUDIA MARIA             15-05-61     88.768.363
257     AVA     43.050.129     MONTES GALLEGO LUZ MARINA               28-01-63         45.102
258     AVA     43.051.985     HERRERA GONZALEZ GLORIA CR              14-04-63     13.136.761
259     AVA     43.069.430     MONSALVE VILLA JUANA PATRICIA           27-03-64     48.704.462
260     AVA     43.070.023     TORO LOAIZA OFIR                        09-04-62        582.114
261     SAM     43.070.454     TORO MONTES LUZ AMPARO                  05-06-64      5.216.170
262     AVA     43.072.349     VELASQUEZ ROJAS ADRIANA                 08-04-64     13.018.806
263     AVA     43.076.215     ARANGO VELASQUEZ MARTA EUGENIA          12-09-64      2.494.597
264     SAM     43.079.188     LOPEZ RESTREPO ANGELA MARIA             02-09-64     56.817.624
265     SAM     43.079.415     GUTIERREZ HERNANDEZ CLAUDIA MARIA       29-01-64        934.270
266     AVA     43.080.596     OPDEN BOSCH CORTES MARLENE              09-03-64        501.916
267     AVA     43.081.907     VALLEJO GOMEZ JUDITH OFELIA             27-01-65         33.973
268     AVA     43.094.303     MARTINEZ CORREA LUZ MARIA               10-04-65     74.294.509
269     SAM     43.432.975     SANCHEZ GARCIA TERESITA DEL N           17-12-64        711.957
270     AVA     43.493.507     NARANJO ESPINAL ADRIANA MARIA           02-04-66     13.083.501
271     AVA     43.509.058     GAVIRIA ARANGO NORMA CECILIA            18-02-67      2.453.612
272     AVA     43.510.888     PEREZ GALLEGO SANDRA MARIA              11-03-67        216.316
273     SAM     43.513.665     PINEDA RUIZ LLASMIDT                    21-06-67        356.909
274     AVA     43.514.173     URIBE BARRERA ELIZABETH                 18-11-67         70.378
275     SAM     43.514.584     BEDOYA OSPINA ELIZABETH                 03-04-67        648.375
276     SAM     43.515.070     OSORIO OROZCO CLAUDIA MARCELA           07-07-67         32.477
277     SAM     43.522.957     ROLDAN VELASQUEZ GLORIA PATRICIA        23-05-68         32.183
278     SAM     43.533.462     CANO PINEDA ADRIANA MARIA               04-01-69     20.253.059
279     AVA     43.537.622     MURILLO FRANCO SANDRA ISABEL            17-11-69         42.114
280     AVA     43.543.029     TORRES ESTRADA ANGELA MARIA             11-12-69      1.134.452
281     SAM     43.566.075     VARGAS FLOREZ GLORIA PATRICIA           14-02-72         31.845
282     SAM     43.566.183     GALLEGO MORENO LINA CLAUDIA             02-06-71      4.841.072

283     SAM     43.578.049     JURADO PAVA ANA MARIA                10-09-73          64.089
284     SAM     43.612.791     PEREZ MARTINEZ DIANA MARCELA         04-10-75          32.585
285     SAM     43.629.038     BUSTOS CARDONA LILIANA MARIA         28-04-75          32.585
286     SAM     43.722.566     ARANGO GOMEZ ELDA INES               18-09-69          31.983
287     SAM     43.725.652     GONZALEZ CARDONA MONICA PATRICIA     02-04-70          31.871
288     SAM     43.729.063     CARDONA VALLEJO DAMARY               05-03-70          31.983
289     AVA     43.730.296     RODRIGUEZ GUERRA LUISA CECILIA       08-05-71          41.933
290     SAM     43.736.227     ORREGO BOLIVAR CLAUDIA PATRICIA      19-08-72          31.905
291     AVA     43.741.535     CHALARCA VALDERRAMA CLAUDIA P        02-12-73          32.047
292     SAM     43.741.698     ORTIZ BEJARANO SANDRA MARIA          12-12-73         320.239
293     AVA     43.743.064     PELAEZ MONTOYA SANDRA                01-01-70      17.112.652
294     SAM     43.800.469     VILLALOBOS VILLA LINA MARCELA        09-02-72          31.845
295     SAM     43.802.732     CANO PINEDA NANCY                    08-10-71       3.189.207
296     SAM     43.813.102     MIRANDA OSPINA MARLI                 11-08-73          32.047
297     SAM     43.826.789     MONSALVE LINA MARIA                  05-06-74       4.941.906
298     AVA     45.438.193     YUKOPILA GONZALEZ VERONICA           29-12-61       6.253.961
299     AVA     46.351.410     ROMERO PATINO MARIA CRISTINA         19-02-59       2.052.242
300     AVA     46.365.139     RODRIGUEZ HUERTAS SANDRA             30-11-69          31.736
301     AVA     50.898.844     PIEDRAHITA BRUN SADY MARIA           15-02-72          95.519
302     AVA     51.023.071     HOYOS RAMIREZ ANGELA                 12-08-69       5.913.700
303     AVA     51.556.050     RODRIGUEZ RAMIREZ MARTHA CECILIA     09-05-59         856.485
304     AVA     51.561.023     PANQUEVA MURIL CLAUD                 03-09-60     135.264.754
305     AVA     51.564.653     PADILLA CARRERA SORAYA DEL PILAR     12-10-60      92.545.985
306     AVA     51.576.238     AGUIRRE SANCHEZ MELBY PATRICIA       18-04-60      37.017.748
307     AVA     51.579.616     MUNOZ PRIETO DOLLY JEANNETTE         10-03-59     180.046.090
308     AVA     51.584.061     CLEVES TORRES CLARA MARITZA          21-11-60      57.507.557
309     AVA     51.594.152     TRIANA ELIZABETH                     24-05-61          44.667
310     AVA     51.599.174     GAMA BARBOSA MARTHA AYDA             04-04-60         291.305
311     AVA     51.599.775     HURTADO AGUILAR LUZ DARY             09-10-60     148.377.374
312     AVA     51.602.603     LUCERO MORA DIANA ROCIO              29-09-60      65.679.627
313     AVA     51.605.966     GARCIA MARTINEZ LILIANA              30-09-60     100.103.721
314     AVA     51.606.625     URIBE MORENO MONICA LUCIA MERCE      17-12-60      77.729.704
315     AVA     51.608.391     CLAVIJO QUICENO ANA CRISTINA         06-01-61         129.546
316     AVA     51.612.269     HERNANDEZ ROMERO ROSA JANETH         09-05-60       6.839.930
317     AVA     51.614.417     VEGA GUARIN JEANTH PATRICIA          10-10-61      44.582.443
318     AVA     51.615.889     LEIGHTON GUZMAN SANDRA AIDA          28-07-61       1.336.939
319     AVA     51.623.728     JAIMES VASQUEZ DIANA AMPARO          29-12-61         312.773
320     SAM     51.624.867     CASTILLO GARCIA EDITH JANETH         12-03-61     110.204.873
321     AVA     51.628.082     PALACIOS JARAMILLO MARTHA LUCIA      23-12-61         134.107
322     AVA     51.629.443     PRYOR MORENO KARIM MON               15-09-60      43.694.241
323     SAM     51.635.936     PATINO CUERVO MARLENE                21-06-60     104.307.655

324     AVA     51.637.796     CERQUERA FANNY                       07-04-60       2.208.784
325     AVA     51.638.801     CARDOZO GARIBELLO MARIA DEL          16-05-62       4.136.543
326     AVA     51.641.775     HERNANDEZ ACOSTA GLADYS LEONOR       11-08-61       6.896.657
327     AVA     51.647.199     GOMEZ MEJIA ANA MARIA                18-11-61       7.284.624
328     AVA     51.659.416     AVELLANEDA BAUTISTA MARIA I          05-06-61       1.913.442
329     AVA     51.661.993     BECERRA GOMEZ ROSA STELLA            15-08-62          45.102
330     AVA     51.673.943     VARGAS DIAGO JANNETH L               03-10-62         495.572
331     AVA     51.680.601     LOPEZ PEREA LILIAN ELENA             16-04-63      62.953.010
332     AVA     51.680.691     MARINO HERRERA ANGELA MARIA          02-04-63      47.519.542
333     AVA     51.685.202     RODRIGUEZ FRANCO JUDITH              25-05-63      10.819.847
334     AVA     51.687.595     PALACIOS APONTE SILVIA ALEGRIA       06-12-61          33.978
335     AVA     51.693.426     LOPEZ USSA VILMA ESPERANZA           03-02-63     111.566.673
336     AVA     51.696.045     FRANCO BALLEN GENNY YOLANDA          04-06-63      19.748.386
337     AVA     51.698.202     GONZALEZ BRICENO CLAUDIA CATALINA    14-04-63      90.669.731
338     AVA     51.702.289     SERRANO DIAZ MARTHA CECILIA          21-11-64          44.726
339     AVA     51.710.109     SANTAMARIA PARDO CLAUDIA             24-03-63      40.308.044
340     AVA     51.711.998     MURILLO SALDANA CLAUDIA TERESA       17-01-64          45.677
341     AVA     51.712.806     UNIGARRO NARVAEZ LILIANA             03-02-64          75.187
342     AVA     51.716.162     SALGADO GRIMALDO MARIA TERESA        04-04-66         302.784
343     AVA     51.716.300     RODRIGUEZ TORRES MARTHA LILIANA      11-07-63     132.434.990
344     AVA     51 718.628     DONADO MURILLO BIBIANA DEL CARMEN    03-11-62      97.076.905
345     AVA     51.719.037     PINILLA SANDOVAL DIANA MARIA         28-09-63       1.313.361
346     AVA     51.726.938     HERRERA BALLESTEROS SORAYA EMILIA    06-01-63      10.634.720
347     SAM     51.730.016     PAEZ ROJAS RUTH JANETH               10-09-65          33.366
348     AVA     51.744.223     AVILA RODRIGUEZ MARTHA LUCIA         09-04-63          45.677
349     SAM     51.745.758     PRIETO GONZALEZ SUSANA               13-11-64         610.437
350     AVA     51.748.039     BAQUERO SARMIENTO LUISA FERNANDA     31-05-64          44.726
351     AVA     51.748.466     MESA ZAMORANO MARIA DEL CARMEN       10-11-60      53.472.087
352     AVA     51.751.399     SOLANO MONTENEGRO NANCY JEANNETE     06-11-64          65.308
353     AVA     51.755.230     HUARD INDABURU ADRIANA               12-11-65       1.357.764
354     AVA     51.764.127     GOMEZ MANCHEGO MARTHA JEANETH        04-06-65       9.625.266
355     AVA     51.775.002     SUAREZ HOYOS LAURA PATRICIA          20-11-62       3.929.165
356     AVA     51.775.421     PULIDO GOMEZ CRISTINA EUGENIA        09-07-62         274.208
357     AVA     51.777.491     BETANCURT PINZON PATRICIA            11-03-65       9.149.244
358     AVA     51.778.155     BARRERA RINCON MARTA ELENA           12-06-65          33.366
359     AVA     51.778.752     RICO VILLEGAS GLORIA INES            24-07-64       2.494.597
360     AVA     51.779.633     MORTOLA LEDESMA LUCIANA              12-04-64       9.150.843
361     AVA     51.782.182     NIETO FORERO GLORIA MARIA            18-04-65         395.057
362     AVA     51.785.924     FRANCO TAMAYO RUTH DALI              19-06-65          43.886
363     AVA     51.787.000     CARRENO RODRIGUEZ LUISA FERNANDA     02-07-65         100.077
364     SAM     51.790.431     MARIN ULLOA AIDA TATIANA             18-09-65          33.366

365     AVA     51.791.608     ABOZAGLO NAVIA ALIA AMPARO               15-03-65     46.411.314
366     AVA     51.795.659     VERU VALDES SANDRA                       02-07-65     14.691.542
367     SAM     51.797.665     PERILLA MARQUEZ MARIA STELLA             18-10-65         33.366
368     AVA     51.800.041     HERRERA ANGULO NOHORA JA                 20-06-66     23.741.503
369     AVA     51.810.620     RAMOS GUTIERREZ MARIA DEL PILAR          19-10-65        100.077
370     AVA     51.815.925     MAZABEL FONSECA ADRIANA                  30-04-66     55.396.415
371     SAM     51.816.367     ANZOLA RIANO ASTRID                      28-02-66         33.366
372     AVA     51.816.496     ORTEGA PARRA ROSINA                      27-12-65      4.931.259
373     AVA     51.820.886     VARGAS HIGUERA MARIA CAROLINA            01-09-65         43.930
374     AVA     51.826.034     MEJIA ACOSTA SANDRA ALICIA               22-11-66      1.505.394
375     AVA     51.850.514     HERNANDEZ MONTES CLAUDIA VIVIANA         25-12-66         43.280
376     AVA     51.857.169     PEREZ CAMACHO ANGELICA R                 10-07-67        896.381
377     AVA     51.868.383     BARRERA TORRES GLORIA CECILIA            28-04-67         42.722
378     AVA     51.869.684     ESCOBAR GIRALDO ADRIANA LUZ              23-12-65     49.498.662
379     AVA     51.881.154     LIEVANO ANZOLA CLAUDIA MARCELA           05-04-65        200.095
380     AVA     51.889.373     NOVOTNY CEPELAKOVA RENATA                19-12-67     71.190.737
381     AVA     51.890.585     DAZA ORTIZ MARTHA LUCIA                  02-01-68        680.729
382     SAM     51.891.189     VEGA GUARIN LUCIA DEL PILAR              19-01-68        162.323
383     AVA     51.892.346     GRANDET TORRES CLAUDIA VIANNEY           07-01-66         66.725
384     AVA     51.896.388     MATEUS ABRIL LILIANA                     29-12-67      9.053.347
385     AVA     51.900.094     MORENO NINO MONICA                       25-12-68         69.737
386     AVA     51.901.939     BARRERA MEDINA LUZ STELLA                09-09-67         42.765
387     AVA     51.904.443     HENAO OVALLE SANDRA PATRICIA             25-04-73         42.200
388     AVA     51.911.369     VELASCO MENDEZ ANGELICA MARIA            25-09-68        169.470
389     AVA     51.913.910     GARCIA LOPEZ MARIA ALEJANDRA             14-06-68         42.379
390     AVA     51.918.183     BURBANO ARIAS GLORIA EDITH               28-04-68         64.361
391     AVA     51.932.688     BARBOSA DUARTE MONICA                    13-01-69      7.422.693
392     AVA     51.937.366     BEJARANO HERNANDEZ EDNA LUCIA            16-08-68         42.379
393     SAM     51.938.715     DORIA MONCADA MARIA DEL PILAR            15-03-68        583.647
394     AVA     51.939.209     ANGEL MONTENEGRO MARIA FERNANDA          08-05-69         42.114
395     AVA     51.941.475     AMADO CASTANEDA ELIZABETH                06-06-67         42.722
396     SAM     51.946.017     MARTINEZ CESPEDES OLGA PATRICIA          10-02-69        160.858
397     AVA     51.949.017     MARTINEZ CESPEDES OLGA PATRICIA          10-02-69     29.841.219
398     SAM     51.950.431     CASAS JIMENEZ FANNY PATRICIA             02-03-68      2.043.670
399     AVA     51.957.825     DEVIA DURAN SANDRA JANETH                16-02-69        866.884
400     AVA     51.961.458     ORTIZ RIOS SANDRA PATRICIA               28-06-69        702.296
401     AVA     51.972.927     BOSCH USECHE SANDRA CONSTANZA            22-02-67         32.869
402     AVA     51.972.927     ROJAS RAMIREZ LINA MARIA                 07-11-69      6.685.359
403     AVA     51.975.093     RAMIREZ GOMEZ NIDIA ESPERANZA            15-12-69         31.983
404     AVA     51.975.178     ESCOBAR RAMIREZ MARIA ALEXANDRA          01-01-67      6.290.767
405     AVA     51.975.212     MAYA MORENO MARYORI                      22-02-70         31.983

406     AVA     51.975.581     RODAS VILLA CLAUDIA XIMENA              18-06-70       1.172.321
407     AVA     51.975.672     LEON ALZATE NATALIA INES                15-07-70          31.871
408     AVA     51.977.555     FUENTES PINTO CLAUDIA DEL PILAR         19-01-71       5.477.061
409     AVA     51.977.939     BERMUDEZ GARCIA JOHANNA CONSTANZA       30-09-70       7.356.507
410     AVA     51.984.262     OSORIO LAPUENTE PILAR                   26-02-70       7.787.134
411     AVA     51.985.401     PESCADOR GOMEZ DIANA CONSTANZA          12-03-69         975.147
412     AVA     51.986.248     GIRALDO OSPINA LILIAN IVETTE            18-10-69       7.501.817
413     AVA     51.987.658     GANTIVA CARDENAS MARYBELL               27-04-71         586.420
414     AVA     51.993.390     DUQUE VANEGAS ALEXANDRA                 01-01-66      14.489.372
415     AVA     51.993.950     PEREZ MONTOYA MARISOL                   06-08-70         879.776
416     SAM     51.994.305     NAGED CRISTANCHO ZOBEHIDA               17-06-70      13.475.241
417     AVA     52.006.962     GAONA STEIN MARIA FERNANDA              09-12-70          31.871
418     AVA     52.007.214     ACEVEDO ROJAS JENNY ESP                 04-03-71      54.410.635
419     AVA     52.007.864     TRIANA RICO CRISTINA                    29-03-71          31.871
420     AVA     52.017.417     RODRIGUEZ GARCIA OLGA VIRGINIA          07-02-71          83.927
421     AVA     52.021.689     TOVAR GOMEZ AMPARO                      25-08-61         305.525
422     AVA     52.030.532     VILLA RAMIREZ CLAUDIA MARCELA           05-01-72       1.213.181
423     AVA     52.033.416     PRADA ALONSO GLORIA MARIA ISABEL        13-07-71         586.420
424     AVA     52.040.198     CARDENAS GUTIERREZ NORMA LILIANA        27-04-71          31.845
425     SAM     52.046.354     RODRIGUEZ MARTINEZ ANA KATERINE         04-07-71         540.631
426     SAM     52.053.896     MERCHAN BETANCURT CONSUELO              01-04-72       1.525.462
427     SAM     52.056.147     MAYORGA MONSALVE DIANA PATRICIA         21-01-73          31.905
428     AVA     52.083.827     CRISTANCHO AMAYA MARIA DEL PILAR        23-10-72         587.531
429     AVA     52.096.014     DAVILA MEDINA EUGENIA YADIRA            27-09-71         222.802
430     AVA     52.098.572     GOYENECHE PICON MARTHA ELIZABETH        18-08-72       2.508.409
431     SAM     52.098.745     RINCON ALVARADO MARCELA MARIA           16-03-73          31.905
432     AVA     52.115.071     CASTILLO GARZON MARTHA LUCIA            19-05-69          95.930
433     AVA     52.144.566     ZABALA CONTRERAS ANA MARIA              26-11-71         413.564
434     SAM     52.151.963     RESTREPO MENDOZA MARTHA LUZ             16-03-73          31.905
435     AVA     52.179.760     JIMENEZ SIERRA EDNA YERITZA             28-11-74          42.498
436     AVA     52.220.281     LADINO CASTILLO AURA ANDREA             16-12-73         379.552
437     AVA     52.558.334     MENDOZA AGUIRRE MARTHA VIVIANA          17-12-72          31.905
438     AVA     52.559.324     MARTINEZ FLOREZ YURI YAZMIN             27-04-73         512.134
439     AVA     52.581.982     GUZMAN RODRIGUEZ LINA MARIA ALEJAND     11-10-70         159.298
440     SAM     57.428.256     PEDRAZA VELEZ ENA MARGARITA             07-01-70          31.983
441     AVA     60.291.918     OSSA ARISTIZABAL GLORIA PATRICIA        14-09-62     192.124.033
442     AVA     60.330.146     ABREO BOTELLO LEYDA MERCEDES            16-11-68      49.247.978
443     AVA     63.286.945     PAREDES OROZCO ROSALBA                  22-02-60         856.485
444     AVA     63.298.512     CASTILLO MANTILLA CLAUDIA PATRICIA      25-01-63         445.342
445     AVA     63.306.577     RAMIREZ VARELA PATRICIA CECILIA         26-08-63      40.648.007
446     AVA     63.309.195     REYES VALENZUELA MARTHA CE              14-01-63         360.535

447    AVA       63.331.018      RAMIREZ VARELA SARA ELVIRA              16-04-66         475.134
448    AVA       63.333.720      MORENO OJEDA MARTHA LILIANA             30-04-67         292.071
449    AVA       63.342.947      ARIAS DELGADO MONICA MARIA              10-02-67          43.280
450    AVA       63.432.875      DUARTE MANTILLA DIANA MILENA            26-04-66       9.177.985
451    AVA       64.551.596      BUSTOS ORTIZ SONIA MARCELA              23-07-65          33.366
452    AVA       65.730.404      BONILLA GOMEZ EDITH                     12-06-66         762.775
453    AVA       65.731.091      MUNOZ VANEGAS HILDA MARY                03-03-66          33.366
454    SAM       66.652.409      VICTORIA TORO LUZ ANGELA                19-11-66          32.869
455    AVA       83.108.536      GORNER SABINE                           10-07-64          33.973
456    AVA       28.007.055      ZULETA SUAREZ DE LUZ ESTELLA            13-12-44     139.769.557
457    AVA       35.323.502      CAMARGO ESCOBAR MYRIAN ESTHER           25-11-55          41.996
458    AVA       37.801.197      GALVIS FENWARTH JOHANA LEONOR           04-04-50      54.942.089
459    AVA       41.528.990      QUEVEDO VALAZQUEZ MARIA CONZUELO        29-10-51      48.610.517
460    AVA       41.680.808      RAMIREZ GALARZA ROCIO DEL               10-03-55          30.016
461    AVA          114.842      PAREDES FAJARDO DIRIAN                  01-08-46     176.674.930
462    AVA          241.377      BUENHOMBRE ROMAN HECTOR MANUEL          03-06-52     308.319.691
463    SAM          318.884      CHAVES A. HERNANDO                      02-08-42     223.367.434
464    AVA        1.191.786      ZBINDEN REINHARD DE SERRANO SUSANA      10-04-44     103.703.270
465    AVA        2.909.690      HERNANDEZ ROMERO MILTON                 09-02-43     399.459.098
466    AVA        3.265.884      GUTIERREZ JIMENEZ LUIS ENRIQUE          13-10-42     263.881.918
467    AVA        5.818.270      RINCON PEREZ JAIRO                      15-04-43     251.212.506
468    AVA        6.159.178      CORDOBA PEDRO NEL                       10-12-49     187.463.842
469    AVA        7.431.987      RECUERO CAMACHO DAGOBERTO E             22-10-46     273.961.039
470    AVA        7.434.237      MEJIA YUNES ALFONSO ENRIQUE             28-03-47     190.068.466
471    AVA        7.435.689      GALLARDO GUTIERREZ ANIBAL               17-04-46     196.016.872
472    AVA        7.473.727      ALVARADO CORREA ROBERTO JOSE            04-08-52      71.411.484
473    AVA        7.477.166      CORTES VASQUEZ PEDRO RAFAEL             06-06-53     135.824.969
474    SAM        8.249.473      PELAEZ FRANCO GILDARDO                  21-03-44     563.747.018
475    AVA       12.525.849      CAMARGO AVILA HECTOR ALFONSO            11-03-44     237.658.009
476    AVA       13.224.799      PINZON AREVALO WILLIAM                  27-07-46     170.257.635
477    AVA       13.820.168      NIETO CLAVIJO CARLOS EDUARDO            16-04-52     244.327.964
478    AVA       13.823.637      GONZALEZ OSCAR                          05-08-49     313.590.900
479    AVA       14.215.341      FARAH GIRALDO DANIEL FERNANDO           30-07-53     276.313.510
480    AVA       14.216.082      RODRIGUEZ GRANADOS LUIS ALBERTO         18-02-53     279.718.811
481    AVA       17.067.107      CALLE FERNANDEZ GUSTAVO                 10-09-42     139.284.571
482    AVA       17.090.271      CABRERA A MARIO                         25-05-43     333.563.714
483    AVA       17.099.790      PINZON FRANCO FABIO                     30-04-44     510.150.629
484    AVA       17.106.435      MUNEVAR ALONSO JOSE JOAQUIN             12-06-44     166.804.348
485    SAM       17.110.046      PINTO RODRIGUEZ GERMAN                  12-08-43     367.787.648
486    AVA       17.112.052      GONZALEZ JAIME ALFONSO                  18-10-44     216.815.110
487    AVA       17.170.900      LOPEZ ROJAS JORGE ARMANDO               20-09-46     301.542.289

488    AVA       17.177.803      VELOZA ARIAS TITO                       09-08-47     313.913.362
489    AVA       17.195.500      DIAZ JOSE ORLANDO                       01-03-48     359.823.229
490    AVA       17.197.816      PAEZ PEREZ CARLOS JU                    11-05-48     195.353.512
491    AVA       19.063.132      VASQUEZ BELISARIO                       06-12-48     272.369.601
492    AVA       19.066.065      JIMENEZ ORTIZ GABRIEL E.                23-02-49     251.038.853
493    AVA       19.071.606      CASTILLO MONTEJO HERNANDO ANTONIO       12-06-49     370.206.814
494    AVA       19.075.599      SANCHEZ GONZALEZ ARMANDO ANIBAL         22-05-49     272.969.950
495    AVA       19.076.387      AVILA GERLEIN LUIS JORGE                18-07-49     363.478.955
496    AVA       19.080.488      HEREDIA MENDIVELSO JOSE VICENTE         25-10-48     155.117.948
497    AVA       19.088.406      ACOSTA MONTENEGRO EDGAR                 11-10-49     374.910.086
498    AVA       19.101.978      ROSAS ROBLEDO CARLOS HUGO               07-11-49     126.638.801
499    SAM       19.112.254      QUINTERO H. CARLOS P.                   27-08-50     431.141.990
500    AVA       19.112.610      RODRIGUEZ FERNANDEZ CARLOS EDUARDO      08-09-50     152.770.519
501    AVA       19.120.350      RODRIGUEZ JAIRO                         02-10-49     322.708.170
502    AVA       19.139.066      CORREA MARTINEZ SAMUEL ENRIQUE          08-02-51     145.328.689
503    AVA       19.142.342      MEJIA PARRA JOSE HUGO                   05-09-51     233.657.429
504    AVA       19.145.782      RAMIREZ BARBOSA EDGAR ALFONSO           09-04-52     138.599.128
505    SAM       19.166.975      PALACIO CUARTAS PABLO EMILIO            25-06-52     125.413.808
506    AVA       19.167.971      JIMENEZ FORERO CARLOS ARTURO            06-04-52     266.420.925
507    SAM       19.177.572      CARDOZO PAZ LUIS FERNANDO               07-07-52     174.757.429
508    AVA       19.182.539      AGUILAR GOMEZ ORLANDO                   19-09-52     307.339.050
509    AVA       19.186.764      RIVEROS RIOS ANGEL GUSTAVO              20-02-52     116.142.901
510    AVA       19.191.007      PENARETE CORTAZAR JORGE FERNANDO        23-04-51      60.181.263
511    SAM       19.191.160      SALAZAR MACHADO JORGE M                 01-03-53     104.805.312
512    AVA       19.218.054      CARDENAS ESCAMILLA LUIS ERNESTO         16-03-53     254.836.818
513    AVA       19.219.502      CORSO GOMEZ GUILLERMO                   30-09-53     309.591.095
514    AVA       19.241.617      MALAGON BERMUDEZ JORGE ENRIQUE          29-01-53     379.540.052
515    AVA       19.413.330      NOGUERA VELEZ ARTURO                    06-11-53      61.200.528
516    AVA       41.351.067      VALENZUELA ORTIZ MARIA NELLY            20-11-53       1.071.125
517    AVA       41.575.129      CASTANO YEPES CARMEN                    03-11-52       6.469.363
518    AVA       70.043.563      CASTANO PULGARIN FRANCISCO JAVIER       26-12-52     159.264.289
519    AVA       77.430.545      CIANCI PLATA FERDINANDO                 04-05-45     228.809.917
520    AVA       79.151.661      VALENCIA JANARO LUIS ALEJANDRO          16-03-53     274.352.302
521    SAM       19.162.463      SANCHEZ ULLOA RICARDO                   02-05-52          29.811
522    AVA       19.190.305      SANABRIA SANCHEZ JOSE JOAQUIN           21-08-52          29.811
523    AVA       19.196.044      MEDINA ROSAS HENRY                      31-12-52         801.970
524    AVA           45.885      STANGLINI STABILE GUILLERMO ALEJAND     19-06-62      27.407.749
525    AVA        1.000.580      RUIZ OIDOR ARMANDO                      19-09-56      46.494.369
526    AVA        3.209.537      TRIVI|O BARRERA ORLANDO                 13-02-63      30.068.971
527    AVA        3.228.075      PEREIRA PINEROS ANDRES CAMILO           15-10-55      41.942.297
528    AVA        4.442.364      DUQUE OCAMPO PEDRO NEL                  17-10-51       1.139.727

529    AVA        6.021.950      MURILLO DOMINGUEZ LEONEL                03-07-54      74.155.080
530    AVA        7.536.593      NARVAEZ PEREZ CARLOS ALBERTO            27-07-61       2.901.157
531    AVA        8.534.966      ALTAMAR LARA JUAN CARLOS                02-01-69          22.521
532    AVA        8.718.139      TAFFUR BARROS ARTURO VALDIMIR           16-09-61         296.246
533    AVA        8.761.888      BARCELO DE LA FERNANDO                  23-09-64          23.361
534    AVA        8.792.034      FAJARDO RODRIGUEZ JUAN CARLOS           20-04-65          23.056
535    AVA       10.072.110      DEL CASTILLO CASTANO HERNANDO           13-12-50       2.649.066
536    AVA       10.080.826      OLAYA MORALES LUIS CARLOS               25-07-54     238.475.093
537    AVA       15.320.821      ARROYAVE BARRERA CAYETANO ALBERTO       11-03-61          25.328
538    SAM       15.506.354      CARDONA GARCIA GERARDO                  14-04-66          30.031
539    AVA       16.360.498      BUITRAGO HOLGUIN FERNANDO               16-05-64          30.742
540    AVA       16.649.658      GIL ARENAS MARIO                        04-05-60          25.328
541    AVA       16.772.264      AHUMADA GUZMAN HARY                     08-03-70         448.567
542    AVA       17.642.903      PLAZA BERNAL ANDRES RODRIGO             12-05-68         247.533
543    AVA       19.063.404      GONZALEZ LOPEZ JOSE LUBIN               21-11-54      73.254.580
544    SAM       19.222.331      CARRASCO RAMIREZ CLAUDIO                20-02-55      90.379.983
545    AVA       19.242.178      DUARTE GOMEZ GONZALO                    06-08-54      64.732.809
546    AVA       19.247.494      MENDIWELSON BARRAGAN PEDRO NEL          20-02-59      25.446.864
547    AVA       19.253.877      POSADA TORRES ALVARO MARIA              05-11-54      65.929.087
548    SAM       19.254.668      MORALES OCTAVIO                         14-10-54     210.186.233
549    AVA       19.257.782      RODRIGUEZ SANABRIA ORLANDO ISMAEL       16-03-56       8.955.354
550    AVA       19.258.862      BARRERA CAMACHO CAMIL                   13-06-55     204.127.798
551    AVA       19.260.817      MATERON ARIAS RODRIGO                   26-01-57      41.675.794
552    AVA       19.261.063      BENAVIDES GUEVARA CARLOS ROBERTO        22-03-57     171.350.086
553    AVA       19.265.433      MORALES MOJICA MIGUEL ANGEL             01-08-58      70.174.606
554    AVA       19.316.916      MONSALVE PINILLA MARIO FERNANDO         02-10-55     226.876.513
555    AVA       19.321.126      VELOZA GOMEZ LUIS CARLOS                19-07-58      56.712.914
556    AVA       19.333.482      CHAPARRO GOMEZ JAIRO ENRIQUE            28-10-57          53.589
557    AVA       19.344.652      CABALLERO AVILA CARLOS                  09-10-57       1.019.135
558    SAM       19.348.589      BOCANEGRA PARRA RICARDO ELIAS           15-04-58      39.443.194
559    AVA       19.357.278      RODRIGUEZ GIRALDO JAIME                 26-07-58         616.056
560    AVA       19.365.472      RAMIREZ PALMA CESAR AUGUSTO             28-03-56      10.174.340
561    AVA       19.366.932      MENDEZ PALACIOS CARLOS ARTURO           29-03-56     112.147.179
562    AVA       19.383.632      CALDERON FORERO ANTONIO                 19-06-59       9.215.244
563    AVA       19.383.641      BEJARANO DE LA TORRE JUAN CARLOS        26-12-58         909.625
564    AVA       19.385.110      RODRIGUEZ CASAS LUIS HERNANDO           19-08-59      70.753.520
565    AVA       19.387.281      REYES SAAB HUGO                         02-02-60     137.248.754
566    AVA       19.393.002      BERMUDEZ GOMEZ DIEGO ROBERTO            13-03-60      49.353.652
567    AVA       19.419.202      GASCA MONTOYA OSCAR JAIME               26-10-60         682.081
568    AVA       19.425.327      VALBUENA MORA LUIS HORMIDAS             10-06-60         164.489
569    AVA       19.429.276      MERZ SALAZAR OTTO HANS                  24-02-61     135.011.681

570    AVA       19.436.932      MERZ SALAZAR ERICH HANS                 10-12-59      23.951.884
571    AVA       19.437.725      CASTRO LOPEZ WILLIAM ABRAHAM            04-11-61       7.128.487
572    AVA       19.445.233      VALDIVIESO RIN ERWIND AL                27-11-60     114.519.614
573    AVA       19.451.380      MORENO JOYA JORGE FRE                   18-06-61         419.478
574    AVA       19.452.222      CONTRERAS CARVAJALINO CARLOS EDUARD     25-07-61      18.228.826
575    AVA       19.456.888      BENAVIDES MORENO LUIS ALIRIO            30-11-60       1.313.152
576    AVA       19.465.797      FERRANS CHIRIBOGA CARLOS ARTURO         21-12-61      46.840.318
577    AVA       19.467.706      RODRIGUEZ RAMIREZ EDGAR RODRIGO         01-03-62          97.523
578    AVA       19.470.966      PALACIO JIMENEZ MARIO                   11-05-62      89.248.068
579    AVA       37.836.884      BAYONA PINTO GLORIA AMPARO              03-06-58      54.278.355
580    AVA       38.872.741      PENON LAMOS EDGA ROSS                   17-02-71          29.547
581    AVA       41.392.378      RODRIGUEZ VEGA NELLY LUCIA              03-05-46      51.383.253
582    AVA       52.070.400      FERREIRA MOSOS HILDEGARDT ABIGAIL       11-10-71          29.652
583    SAM       70.075.210      LONDONO LUIS ANGEL                      14-12-55      88.106.122
584    SAM       70.107.276      VERA PEDRAZA GUSTAVO ADOLFO             20-09-58      61.200.004
585    AVA       70.567.492      CUARTAS GIRALDO LUIS ROBERTO            26-07-66          22.816
586    AVA       72.125.518      SENIOR FERNANDEZ JACOBO                 08-10-63         497.549
587    AVA       72.206.027      NOVOA GUTIERREZ LEONARDO                19-11-74         424.075
588    AVA       73.110.548      PEREIRA TORRES GERMAN                   04-07-64         931.207
589    AVA       79.059.482      PENA DIAZ ROBERT ANTONIO                01-04-71         292.469
590    AVA       79.109.756      GUTIERREZ GARCIA HERNAN JA              12-09-62         523.324
591    AVA       79.111.073      CUEVAS VIATELA LUIS FERNANDO            28-12-56      78.532.257
592    AVA       79.122.891      HERNANDEZ HERNANDEZ OSCAR JOSUE         07-10-63         331.913
593    AVA       79.146.362      MARTINEZ LEE JORGE ALBERTO              21-05-59          34.253
594    AVA       79.147.179      VALDERRAMA MUNOZ BERNARDO               28-08-59      58.444.994
595    AVA       79.148.114      BOTERO BERNAL JORGE EDUARDO             26-11-59       1.126.614

596    AVA       79.148.144      ANGULO ARBELAEZ MAURICIO ANTONIO        27-02-59      39.005.343
597    AVA       79.151.459      GALVEZ SANCHEZ HERMANN ALBERTO          11-10-60      13.062.920
598    AVA       79.154.116      GALLEGO PEDROZA JOHN WILLIAM            08-05-62          24.185
599    AVA       79.154.858      FERNANDEZ ACEVEDO LUIS EDUARDO          06-05-62       5.050.260
600    AVA       79.157.705      SANCHEZ HERRERA ISMAEL RODRIGO JOSE     21-11-63          23.736
601    AVA       79.234.579      TOVAR VILLEGAS JOSE GABRIEL             08-01-62      21.762.167
602    AVA       79.234.717      ROBAYO GARRIDO GUILLERMO                16-09-62          52.377
603    AVA       79.236.701      ESPANA FRANCO JOHNNIE                   12-12-63       1.134.447
604    AVA       79.245.180      GAMBOA ANDRADE LEONARDO                 17-09-68         207.452
605    AVA       79.277.690      HERNANDEZ GARCIA EDGAR ERNESTO          07-09-63       9.886.124
606    SAM       79.294.664      PEREZ REY JUAN CARLOS                   26-12-63      11.390.031
607    AVA       79.295.684      HERNANDEZ MONT JORGE ENRIQUE            21-02-64          41.375
608    AVA       79.297.933      STEPANIAN BASSILI DIKRAN JOSE           23-04-64          23.361
609    AVA       79.298.681      RODRIGUEZ MORENO JOSE ANDRES            05-08-63         374.411
610    AVA       79.299.280      MARTINEZ MOJICA ALEXANDER               26-11-63      54.030.695
611    AVA       79.325.089      PINILLA POVEDA CARLOS ARTURO            29-07-64      11.841.783
612    AVA       79.325.190      BARATTO SANCHEZ EMMANUELLE              12-12-63          23.736
613    AVA       79.328.173      CASTANEDA CRESPO JOSE ARMANDO           23-10-64          23.361
614    AVA       79.332.812      ALVAREZ FONSECA MARIO                   20-05-64         707.627
615    AVA       79.334.778      SANCHEZ GONZALEZ SAMUEL JOSE            26-03-65          30.742
616    AVA       79.340.065      ECHEVERRY MESA JUAN MANUEL              14-05-65          23.056
617    AVA       79.340.340      CAMARGO CARDENAS JOSE FRANCISCO         03-10-65       9.142.572
618    AVA       79.341.887      LIEVANO RUSINQUE OSCAR HERNAN           05-01-67         150.106
619    AVA       79.343.215      VARGAS RODRIGUEZ JOSE LUIS              27-02-65      50.244.443
620    AVA       79.364.613      LEON MORALES OSWALDO                    25-10-65       1.209.636
621    AVA       79.367.211      BOLANOS SALGADO JUAN CARLOS             17-12-64          61.479
622    AVA       79.367.549      MEDELLIN SUAREZ PABLO ENRIQUE           01-10-65          23.056
623    AVA       79.372.145      LEON LINARES RAMIRO                     30-04-65       5.583.630
624    AVA       79.397.323      CARDENAS MEDAGLIA JOSE ALEJANDRO        02-04-66          30.031
625    AVA       79.418.778      MENDOZA AVILA JAIME ROBERTO             22-11-66       1.362.115
626    AVA       79.419.150      TELLO CARRILLO JUAN MANUEL              27-04-67         208.505
627    SAM       79.421.765      GONZALEZ BETANCOURT WAYNE MARTIN        06-07-67         135.774
628    AVA       79.450.027      STEPANIAN BASSILI RICHARD MANOUK        24-05-68         247.533
629    AVA       79.456.107      ROBAYO PRIAS CARLOS AUGUSTO             27-08-68          29.650
630    AVA       79.522.103      CALDERON FORERO GUSTAVO                 11-04-70         147.839
631    AVA       79.526.529      ACOSTA CAMACHO JAIME LEONARDO           07-06-70       1.341.524
632    AVA       79.670.764      ORTEGA ALOMIA ZAID                      24-11-72       2.112.625
633    AVA       79.683.136      LEON ALZATE FABIAN ARTURO               21-11-73          22.800
634    AVA       79.710.822      OLARTE MANTILLA DIEGO LUIS              01-01-75       1.239.526
635    AVA       80.397.965      TURCO PARRA JAIRO ALBERTO               11-10-64         373.282
636    AVA       80.407.941      ORTEGA BORTHWICK ANDRES                 11-05-65       1.811.305

637    AVA       80.412.535      ISAZA ZUNHIGA MAURICIO                  01-06-68          2.211.986
638    AVA       80.416.787      PEREZ TORRES EVERT                      07-10-67            327.541
639    AVA       80.416.983      MORENO NINO SANTIAGO                    08-05-69             29.576
640    AVA       93.369.511      GONZALEZ GUZMAN FEDERICO                03-12-67         10.416.980
641    AVA       93.524.242      FORERO BARRERA MARTIN ALONSO            25-11-54         99.737.500
642    SAM       98.542.467      CAMPUZANO OROZCO DIEGO ALONSO           30-08-67         21.162.297
643    SAM       98.621.346      BOTERO RESTREPO OSCAR FABIAN            17-10-73             22.800
644    AVA       19.091.359      ROMERO MOLANO GERMAN                    20-10-49          4.105.324
645    AVA          142.751      ARANGUIZ STELLA                         14-01-50         22.021.477
646    AVA       41.448.739      PERDOMO VELANDIA GLORIA INES            28-08-49             21.754
647    AVA       10.214.725      HENAO MEJIA JORGE                       10-01-49             58.220
648    AVA       14.195.820      PINTO FERREIRA PEDRO EMILIO             25-02-44         47.615.217
649    AVA       17.101.058      GAITAN HERNANDEZ JORGE                  07-08-48             30.651
650    SAM       32.416.521      RESTREPO OSORIO LUZ ELCY                16-03-47          6.535.331
651    AVA        5.960.079      OSPINA RODRIGUEZ LIZARDO                05-07-38         57.765.700
652    AVA        4.851.081      GIRALDO MARIN MATIAS DARIO              18-12-39             14.826
653    AVA       22.388.896      GOMEZ OLGA ISABEL                       10-09-42         30.639.402
654    SAM       22.388.897      GOMEZ OLGA ISABEL                       11-09-42          9.497.475
                                                                                      --------------
                                                                                      44.813.161.498
                                                                                      ==============

                                        FIRST AMENDMENT TO NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

                    FIRST AMENDMENT TO NOTE PLEDGE AGREEMENT

            This FIRST AMENDMENT (this "Amendment"), dated as of May 31st, 2004 to that certain NOTE PLEDGE AGREEMENT, dated as of April 7, 2004 (the "Agreement"), by Drillpetro Inc., an international business company organized under the laws of the Bahamas (the "Pledgor") having an office at c/o Maritima Petroleo e Engenharia Ltda., 20031-000 Avenida Almirante Barroso, 52, Gr. 3400, Rio de Janeiro, Brazil, in favor of Federacion Nacional de Cafeteros de Colombia ("FNC" or the "Secured Party").

                                   WITNESSETH:

            WHEREAS, the parties hereto wish to amend the terms of the Agreement, as set forth herein;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      1. New Whereas Clause. A new whereas clause is hereby added in the Agreement immediately after the first whereas clause of the Agreement and reads as follows:

            "WHEREAS, the MOU has been superseded by that certain Investment Agreement, dated as of the date hereof (the "Investment Agreement"), among FNC, the Investor and Aerovias Nacionales de Colombia S.A., Avianca S.A (the "Company"), and all references hereinafter to the MOU in this Agreement shall be to the Investment Agreement."

      2. Amendment to Section 1.1(c). The second line of the definition of "Secured Obligations" in Section 1.1(c) is hereby amended to include after the words "Secured Party" the following: "and, subject to Section 2.1 hereof, the Company".

      3. Amendment to Section 2.1. Section 2.1 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in place thereof:

            "The Pledgor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally pledges and hypothecates to the Secured Party on its own behalf and, as set forth below, as agent for the Company, and grants to the Secured Party a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral, provided that if the Pledge Approval (as defined in the Investment Agreement) is entered by the Court (as defined in the Investment Agreement), $15,000,000 (or if less, 75%) of the Pledged Collateral shall be for the benefit of the Company (the "Company's Benefit") and $5,000,000 (or if less, 25%) of the Pledged Collateral shall be for the benefit of FNC, and if the Pledge Approval is not entered by the Court, then the Company shall not be entitled to the Company's Benefit and the entire amount of the Pledged Collateral shall remain for the benefit of FNC. The Company's Benefit, if received, shall secure the DIP Loan (as defined in the Investment Agreement) and any such proceeds shall be applied exclusively to repay the DIP Loan."

      4. Miscellaneous. The provisions of Article VII ("Miscellaneous") of the Agreement shall apply to this Amendment as if such provisions were set out herein in full and as if each reference therein to "this Agreement" included a reference to this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Agreement as of the date first written above.

                                DRILLPETRO INC.,
                                as Pledgor

                                By: /s/ M.F.Welch
                                    --------------------------------
                                    Name: M.F.Welch
                                    Title: Director

ACCEPTED AND AGREED
as of the date first above written:

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, as the Secured Party

BY: /s/ Catalina Crane
    -----------------------------------
    Name: Catalina Crane
    Title: CFO and Legal Representative

                        Signature Page to First Amendment

                                       SECOND AMENDMENT TO NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

                    SECOND AMENDMENT TO NOTE PLEDGE AGREEMENT

                  This SECOND AMENDMENT (this "Amendment"), dated as of July 16, 2004 to that certain NOTE PLEDGE AGREEMENT, dated as of April 7, 2004, as amended (the "Agreement"), by Drillpetro Inc., an international business company organized under the laws of the Bahamas (the "Pledgor") having an office at c/o Maritima Petroleo e Engenharia Ltda., 20031-000 Avenida Almirante Barroso, 52, Gr. 3400, Rio de Janeiro, Brazil, in favor of Federacion Nacional de Cafeteros de Colombia ("FNC" or the "Secured Party").

                                   WITNESSETH:

                  WHEREAS, the parties hereto wish to amend the terms of the Agreement, as set forth herein;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

            1. Second Whereas Clause. The second whereas clause is hereby deleted in its entirety and the following is hereby substituted in place thereof:

                  "WHEREAS, the MOU has been superseded by that certain Amended and Restated Investment Agreement, dated as of the July 15, 2004, as may be amended from time to time (the "Investment Agreement"), among FNC, the Investor and Aerovias Nacionales de Colombia S.A., Avianca S.A (the "Company"), and all references hereinafter to the MOU in this Agreement shall be to the Investment Agreement."

            2. Amendment to Section 1.1 (c). The definition of "Secured Obligations" in Section 1.1(c) is hereby deleted in its entirety and the following is hereby substituted in place thereof:

                  "Secured Obligations' shall have the meaning set forth in the Investment Agreement."

            3. Amendment to Section 2.1. Section 2.1 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in place thereof:

                  "The Pledgor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby collaterally pledges and hypothecates to FNC, on its own behalf and, as set forth below, as agent for the Company, and grants to FNC a first priority Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral, provided that if the Pledge Approval (as defined in the Investment Agreement) is entered by the Court (as defined in the Investment Agreement), $18,500,000 of the Pledged Collateral shall be for the benefit of FNC to secure the outstanding principal amount of the DIP Loan (as defined in the Investment Agreement) and any such proceeds shall be applied exclusively to repay the principal amount of the

                                       SECOND AMENDMENT TO NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

DIP Loan in am amount not to exceed $18,500,000, and any remaining amount under the Pledged Collateral shall be for the benefit of the Company (the "Company's Benefit"), and if the Pledge Approval is not entered by the Court, then the Company shall not be entitled to the Company's Benefit and the entire amount of the Pledged Collateral shall remain for the benefit of FNC, provided, however, that FNC shall apply the first $18,500,000 of the proceeds from the Pledged Collateral to the payment of the principal amount of the DIP Loan in an amount not to exceed $18,500,000."

            4. Amendment to Section 4.6. Section 4.6 of the Agreement is hereby amended by adding the following at the end of Section 4.6:

"It being understood that nothing herein shall in any way limit the Secured Party's rights and remedies hereunder, including, without limitation, any right to demand prepayment under the Note."

            5. Effect of this Amendment. Upon the execution and delivery of this Amendment, the First Amendment to the Agreement shall be of no force or effect.

            6. Miscellaneous. The provisions of Article VII ("Miscellaneous") of the Agreement shall apply to this Amendment as if such provisions were set out herein in full and as if each reference therein to "this Agreement" included a reference to this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       SECOND AMENDMENT TO NOTE PLEDGE AGREEMENT
                                                                 DRILLPETRO INC.

      IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Agreement as of the date first written above.

                                               DRILLPETRO INC.,
                                               as Pledgor

                                               By: /s/Michael F. Welch
                                                   Name: Michael F. Welch
                                                   Title: Director

ACCEPTED AND AGREED
as of the date first above written:

FEDERACION NACIONAL DE CAFETEROS DE COLOMBIA, as the Secured Party

By: /s/Catalina Crane
    Name: Catalina Crane
    Title: Legal Representative

                       Signature Page to Second Amendment

                                                                 EXHIBIT 1.1.104
                                                               FORM OF PESO NOTE

                        TO BE INCLUDED IN PLAN SUPPLEMENT

      AND TO INCLUDE TERMS AND CONDITIONS SUBSTANTIALLY EQUIVALENT TO THE
                                  DOLLAR NOTES

                  (TO THE EXTENT PERMITTED UNDER COLOMBIAN LAW)

                                 EXHIBIT 1.1.107
                                 PLAN DOCUMENTS

Avianca, Inc. Restated Certificate of Incorporation
Avianca S.A. Restated Charter
Class 8 Trust Agreement (including the form of Class 8 Trust Certificate) Investment Agreement
Dollar Notes Indenture (including the form of Dollar Note)
SAM Subordination Agreement
SAM Power of Attorney
Letter of Credit
Disbursing Agreement required by Section 7.6.1 of the Plan
Oceanair debt instrument described in Section 8.4.7(d) of the Plan Assumed Contracts and Leases referred to in Section 9.2 of the Plan

                                                                 EXHIBIT 1.1.130
                                                   FORM OF SAM POWER OF ATTORNEY

                        TO BE INCLUDED IN PLAN SUPPLEMENT

                                                                 EXHIBIT 1.1.131
                                                 TO JOINT PLAN OF REORGANIZATION

                             SUBORDINATION AGREEMENT

      THIS AGREEMENT is made this ___________, 2004, between Aerovias Nacionales de Colombia S.A. Avianca (the "Debtor") and Sociedad Aeronautica de Medellin, Consolidada S.A. ("SAM"), pursuant to the Joint Plan of Reorganization of the Debtor and Avianca, Inc. (the "Plan"), confirmed by the United States Bankruptcy Court for the Southern District of New York by Order dated _______, 2004, in Chapter 11 Case numbers 03-11678(alg) and 03-11679(alg)(collectively, the "Case").

                                   WITNESSETH:

      WHEREAS, SAM is a subsidiary of the Debtor, which is a debtor in the Case;

      WHEREAS, SAM has a claim against the Debtor in the Case in the amount of $(COL)______________ (the "Claim"), and the Debtor may, in accordance with the provisions of the Plan, elect to treat SAM as a creditor that is entitled to retain unaltered the legal, equitable and contractual rights to which the Claim entitles SAM, provided that SAM is willing to enter into this agreement respecting the subordination of the Claim;

      WHEREAS, in order to induce the Debtor to treat SAM in the aforesaid manner, SAM is willing to enter into and be bound by the terms of this agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. The shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in money or money's worth of all Dollar Notes (as defined in the Plan) and Peso Notes (as defined in the Plan) issued pursuant to the provisions of the Plan (the "Senior Debt").

      2. No payment on account of principal or interest on the Claim shall be made, and the Claim shall not be redeemed if, at the time of such payment or redemption or immediately after giving effect thereto, there shall remain any principal or interest outstanding and unpaid under any Senior Debt.

      3. Upon any acceleration of the principal or interest of the Claim or any payment by the Debtor or distribution of assets of the Debtor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Debtor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings or assignment for the benefit of creditors, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, in accordance wit its terms, before any payment is made on account of the principal or interest on the Claim; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Debtor, or distribution of assets of the Debtor of any kind character, whether in cash, property or securities, to which SAM would be entitled, except for the subordination provisions of the Claim, shall be paid by the Debtor or by any receiver making such payment or distribution directly to the holders of the Senior Debt or their representative or representatives, or to the indenture trustee or indenture trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the SAM of the Claim.

      4. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Debtor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by SAM before all Senior Debt is paid in full, or provision is made for such payment in money or money's worth in accordance with its terms, such payment or distribution shall be paid over or delivered to the holders of the Senior Debt or their representative or representatives, or to the indenture trustees or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

      5. For purposes of this agreement, the words "cash, property or securities" shall not be deemed to include securities of the Debtor as reorganized or readjusted, or securities of the Debtor or any other person provided for by a plan or reorganization or adjustment, the payment of which is subordinated at least to the extent provided in the foregoing subordination provisions with respect to the Claim to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new person, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.

      6. In the event of the filing of any bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, SAM agrees to assign to the holders of the Senior Debt or their trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, all claims of any kind which SAM may now or hereafter have against the Debtor on account of the Claim, together with all dividends and other distributions thereon which SAM may receive or to which it may be entitled on account of the Claim, until such time as the Senior Debt has been paid in full.

      7. Subject to the payment in full of all Senior Debt, the rights of SAM shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of the Debtor applicable to the Senior Debt until the principal of and interest on the Claim shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which SAM would be entitled except for the foregoing subordination provisions and no payment over pursuant to the provisions of such subordination provisions to or for the benefit of the holders of Senior Debt by SAM, shall, as between the Debtor, its creditors other than holders of Senior Debt, and SAM, be deemed to be a payment by the Debtor to or on account of the Senior Debt. It is understood that the foregoing subordination provisions are and are intended solely for the purpose of defining the relative rights of SAM, on the one hand, and the holders of the Senior Debt, on the other hand.

      8. Nothing contained in this agreement is intended to or shall impair, as between the Debtor, its creditors other than the holders of Senior Debt and SAM, the obligation of the Debtor, which is absolute and unconditional, to pay to SAM the principal of and interest on the Claim as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of SAM and creditors of the Debtor other than the holders of the Senior Debt, nor shall anything herein or therein, except as in the foregoing subordination provisions, prevent SAM from exercising all remedies otherwise permitted by applicable law for the enforcement of the Debtor's obligations hereunder, subject to the rights, if any, under this agreement of the holders of Senior Debt in respect to cash, property or securities of the Debtor received upon the exercise of any such remedy.

      9. Prior to the payment in full in money or money's worth of all Senior Debt, SAM will not enforce any judgment on the Claim, whether by levy, garnishment, or otherwise, provided that nothing contained in the foregoing subordination provisions shall be deemed to prevent SAM from accelerating the maturity of the Claim in accordance with the terms thereof.

      10. This agreement is made for the benefit of the holders of Senior Debt, who shall be third party beneficiaries of, and entitled to enforce the provisions of, this agreement. No right of any subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Debtor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Debtor with the terms, provisions and covenants of any agreement from which the Claim shall have arisen, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      11. This agreement has been executed and delivered in Bogota, Colombia, and shall be governed by and construed in accordance with the laws of the Republic of Colombia.

      IN WITNESS WHEREOF, the undersigned have executed this agreement by their duly authorized officers the day and year first above written.

                                   Aerovias Nacionales de Colombia S.A. Avianca

                                   By: _______________________________________

                                   Its:_______________________

                                   Sociedad Aeronautica de Medellin, Consolidada S.A.

                                   By: _______________________________________

                                   Its:_______________________

                                                                 EXHIBIT 1.1.137
                                                 TO JOINT PLAN OF REORGANIZATION

                          SUBORDINATED PROMISSORY NOTE

                                                             Bogota, Colombia
$___________                                                 __________, 20__

      FOR VALUE RECEIVED, on ___________, 20__, Aerovias Nacionales de Colombia S.A. Avianca ("Borrower"), promises to pay to the order of _____________________ (together with any holder hereof, "Holder"), at its office at ____________, or at such other place or places as Holder may from time to time designate in writing, the principal sum of $_________, with interest thereon at the simple interest rate equal to the imputed rate stipulated by applicable Colombian tax law for loans made between a company and its shareholders in effect on the date hereof, which rate shall be adjusted, on January 1 of each year beginning after the date hereof to be equal to such interest rate as in effect on December 31 of the previous year.

      If a proceeding under the Federal Bankruptcy Code, as amended, or the insolvency laws of the Republic of Colombia or any other jurisdiction is commenced by Borrower, or if a proceeding under the Federal Bankruptcy Code, as amended, or the insolvency laws of the Republic of Colombia or any other jurisdiction is commenced against Borrower and is not dismissed within sixty
(60) days thereafter, or if a receiver is appointed for Borrower or substantially all of its assets, or if Borrower ceases to engage in the airline business, of if all financial obligations of Borrower under the Joint Plan of Reorganization of Borrower and its subsidiary, Avianca, Inc. (the "Plan"), confirmed by the United States Bankruptcy Court for the Southern District of New York by Order dated _______, 2004, in Chapter 11 Case numbers 03-11678(alg) and 03-11679(alg) concerning Borrower and Avianca, Inc. to the holders of claims placed in Class 7 and Class 8 under the Plan (the "Senior Debt"), are satisfied in full, then and in any such event, notwithstanding the maturity stated above, at Holder's option and upon written notice to Borrower, the entire unpaid principal amount of this Note, together with accrued interest thereon, shall become immediately due and payable and may be collected forthwith.

      This Note is hereby expressly limited so that under no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the money advanced or to be advanced hereunder exceed the highest level rate permissible, as applicable to Borrower. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the indebtedness, at the time performance of such provision occurs, shall involve the payment of interest in excess of that authorized by law, and if, from the circumstances, Holder shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Borrower, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

      Borrower waives presentment, demand, notice of dishonor, protest and all other notices and demand in connection with the enforcement of Holder's rights hereunder, except as specifically provided and called for in this Note.

      Borrower covenants and agrees, and Holder, by its acceptance hereof likewise covenants and agrees, that this Note is subject to the subordination provisions set out below, and each subsequent Holder of this Note, by its acceptance hereof, accepts and agrees to be bound by such provisions.

      This Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in money or money's worth of all Senior Debt.

      No payment on account of principal or interest on this Note shall be made, and this Note shall not be redeemed if, at the time of such payment or redemption or immediately after giving effect thereto, there shall remain any principal or interest outstanding and unpaid under any Senior Debt.

      Upon any acceleration of the principal or interest of this Note or any payment by Borrower or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings or assignment for the benefit of creditors, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, in accordance wit its terms, before any payment is made on account of the principal or interest on this Note; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by Borrower, or distribution of assets of Borrower of any kind character, whether in cash, property or securities, to which Holder would be entitled, except for the subordination provisions of this Note, shall be paid by Borrower or by any receiver making such payment or distribution directly to the holders of the Senior Debt or their representative or representatives, or to the indenture trustee or indenture trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holder of this Note.

      In the event that, notwithstanding the foregoing, any payment or distribution of assets of Borrower of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by Holder before all Senior Debt is paid in full, or provision is made for such payment in money or money's worth in accordance with its terms, such payment or distribution shall be paid over or delivered to the holders of the Senior Debt or their representative or representatives, or to the indenture trustees or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in money or money's worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

      For purposes of the foregoing subordination provisions, the words "cash, property or securities" shall not be deemed to include securities of Borrower as reorganized or readjusted, or securities of Borrower or any other person provided for by a plan or reorganization or adjustment, the payment of which is subordinated at least to the extent provided in the foregoing subordination provisions with respect to this Note to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new person, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.

      In the event of the filing of any bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, Holder agrees to assign to the holders of the Senior Debt or their trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, all claims of any kind which Holder may now or hereafter have against Borrower on account of this Note, together with all dividends and other distributions thereon which Holder may receive or to which it may be entitled on account of this Note, until such time as the Senior Debt has been paid in full.

      Subject to the payment in full of all Senior Debt, the rights of Holder shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Borrower applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which Holder would be entitled except for the foregoing subordination provisions and no payment over pursuant to the provisions of such subordination provisions to or for the benefit of the holders of Senior Debt by Holder, shall, as between Borrower, its creditors other than holders of Senior Debt, and Holder, be deemed to be a payment by Borrower to or on account of the Senior Debt. It is understood that the foregoing subordination provisions are and are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of the Senior Debt, on the other hand.

      Nothing contained in this Note is intended to or shall impair, as between Borrower, its creditors other than the holders of Senior Debt and Holder, the obligation of Borrower, which his absolute and unconditional, to pay to Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of Holder and creditors of Borrower other than the holders of the Senior Debt, nor shall anything herein or therein, except as in the foregoing subordination provisions, prevent Holder from exercising all remedies otherwise permitted by applicable law for the enforcement of Borrower's obligations hereunder, subject to the rights, if any, under the foregoing subordination provisions of the holders of Senior Debt in respect to cash, property or securities of Borrower received upon the exercise of any such remedy.

      Prior to the payment in full in money or money's worth of all Senior Debt, Holder will not enforce any judgment on this Note, whether by levy, garnishment, or otherwise, provided that nothing contained in the foregoing subordination provisions shall be deemed to prevent Holder from accelerating the maturity of this Note in accordance with the terms thereof.

      The foregoing subordination provisions of this Note constitute a continuing offer to all persons who, in reliance upon such provisions become the holders of, or continue to hold, Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt.

      No right of any subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Borrower with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      This Note has been executed and delivered in Bogota, Colombia, and shall be governed by and construed in accordance with the laws of the Republic of Colombia.

      IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized officer the day and year first above written.

                                    Aerovias Nacionales de Colombia S.A. Avianca

                                    By:  ________________________________

                                    Its:__________________

                                                                   EXHIBIT 5.1.4

                                    EXHIBIT D
                                   SPARE PARTS

                                   [ATTACHED]

  A/C                 P/N             CODIGO                            DESCRIPTION                         QTY        CONDITION
  ---                 ---             ------                            -----------                         ---        ---------
STANDARD           65B60427-6         810027            GUIDE ASSY                                           1            SVC
STANDARD           69B47531-5         836383            CARD ASSY                                            1            SVC
STANDARD             726574-7         835130            VALVULAS AUTOMATICAS                                 1            SVC
STANDARD            801307-00         942012            BOTELLA PARA OXIGENO DE ACERO                        1            SVC
STANDARD         65B50254-283         825101            PASS SERVI                                           1            SVC
STANDARD               892480         942020            PISTOLAS AEROGRAFICAS.APARATOS CHORRO ARENA          1            SVC
STANDARD               892480         942020            PISTOLAS AEROGRAFICAS.APARATOS CHORRO ARENA          1            SVC

 A/C           P/N          CODIGO                                      DESCRIPTION                               QTY     CONDITION
 ---           ---          ------                                      -----------                               ---     ---------
FOKKER      8095259-4017    723007   CONTROL VHF DE COMUNICACION                                                   1         SVC
FOKKER      8095259-4017    723007   CONTROL VHF DE COMUNICACION                                                   1         SVC
FOKKER     F7941-036-409    723025   CAJA DE CONEXION ELECTRICA                                                    1         SVC
FOKKER          X745-001    724003   RADIADOR                                                                      1         SVC
FOKKER          9B40-27A    724013   TRANSFORMADOR ELECTRICO                                                       1         SVC
FOKKER            4078-8    724017   BATERIA ELECTRICA                                                             1         SVC
FOKKER   3A079-0013-01-3    725003   SILLA PARA PILOTO                                                             1         SVC
FOKKER   3A079-0014-01-3    725007   SILLA PARA COPILOTO                                                           1         SVC
FOKKER          DMELT8-1    725025   INSTRUMENTOS ELECTRONICOS DE USO EN AERODINOS                                 1         SVC
FOKKER     EAFPC8413-405    727043   CONJUNTO DE FLAP DE USO ESTRUCTURAL                                           1         SVC
FOKKER             42011    729007   BOMBAS                                                                        1         SVC
FOKKER             42011    729007   BOMBAS                                                                        1         SVC
FOKKER             42100    729024   ADAPTADORES                                                                   1         SVC
FOKKER             42100    729024   ADAPTADORES                                                                   1         SVC
FOKKER         AE5751MK1    730027   TRNASFORMADORES ELECTRICOS                                                    1         SVC
FOKKER       80-0590-3-5    731013   UNIDAD INTEGRADA DE ALERTAS, LA CUAL DA ALARMA CUANDO HAY FALLAS EN AVAION    1         SVC
FOKKER         5007995-1    732051   PARTES DE USO ESTRUCTURAL                                                     1         SVC
FOKKER           5007998    732053   RUEDA                                                                         1         SVC
FOKKER           70237-1    732077   VALVULAS REDUCTORAS PRESION                                                   1         SVC
FOKKER           5008264    732098   VALVULAS AUTOMATICAS                                                          1         SVC
FOKKER           5008264    732098   VALVULAS AUTOMATICAS                                                          1         SVC
FOKKER           5008264    732098   VALVULAS AUTOMATICAS                                                          1         SVC
FOKKER           5008264    732098   VALVULAS AUTOMATICAS                                                          1         SVC
FOKKER     EAPCS8527-403    733015   CAJA CONTROL PARA UNA TENSION INFERIOR                                        1         SVC
FOKKER         30-1951-1    733035   LAMPARAS                                                                      1         SVC
FOKKER          WL300AS3    734005   AIRSPEED INDICATR                                                             1         SVC
FOKKER       64111-951-1    734009   ALTIMETRO AUTOMATICO DE USO EN NavaEGACION                                    1         SVC
FOKKER     F7941-032-403    734013   SENSORES                                                                      1         SVC
FOKKER      622-5002-701    734019   RECEPTOR DE USO EN RADIO TELEFONIA DE AERO.                                   1         SVC
FOKKER           H301BAM    734023   INDICADOR ELECTRONICO                                                         1         SVC
FOKKER       7009750-913    734039   PANEL DE CONTROL                                                              1         SVC
FOKKER       7012977-755    734045   PANEL DE CONTROL                                                              1         SVC
FOKKER       7008470-912    734053   WEATHER RADAR TRANSCVR                                                        1         SVC
FOKKER       7008471-607    734055   CONTROLADOR                                                                   1         SVC
FOKKER       066-4012-52    734073   PANEL DE CONTROL                                                              1         SVC
FOKKER       MC10-04-111    735001   MASCARA DE OXIGENO                                                            1         SVC
FOKKER            176225    735003   CILINDRO DE OXI. EN ACERO SIN SOLD.                                           1         SVC
FOKKER              8700    738009   BOMBAS CARBURANTE DE ACEITE CON DISPOS.                                       1         SVC
FOKKER     F4100-231-403    755005   ESTRUCTURA PARA ALA                                                           1         SVC
FOKKER         697050201    761019   PROBADOR                                                                      1         SVC

FOKKER                 116900-3                  771013                 DOOR ACTUATOR                          1        SVC
FOKKER               3112256-02                  771014                 WIRING HARNESS                         1        SVC
FOKKER               3114790-01                  771015                 WIRING HARNESS                         1        SVC
FOKKER             809575-2-004                  773001                 CONTROL PARA TURBINA                   1        SVC
FOKKER            F7941-006-425                  773005                 PANEL DE CONTROL                       1        SVC
FOKKER                 9-231-15                  773009                 TRANSMISOR ELECTRONICO                 1        SVC
FOKKER                 9-231-15                  773009                 TRANSMISOR ELECTRONICO                 1        SVC
FOKKER               3108404-01                  775003                 SERVOS                                 1        SVC
FOKKER               3108404-01                  775003                 SERVOS                                 1        SVC
FOKKER              10183N05W03                  777007                 INDICADOR DEL PAR DE TORSION           1        SVC
FOKKER           APS1-1000-40DW                  779006                 TRANSDUCTOR DE PRESION                 1        SVC
FOKKER                  C5120-3                  780003                 MOTOR DE ARRANQUE                      1        SVC

  A/C              P/N           CODIGO          DESCRIPTION                                 QTY     CONDITION
  ---              ---           ------          -----------                                 ---     ---------
MD-83          4034237-915       322009  AILERON SERVO DRIVE UNIT                             1         SVC
MD-83          4056510-903       334026  PRIMARY DISPLAY INDICATOR                            1         SVC
MD-83         3917778-5503       327023  VALVULA                                              1         SVC
MD-83         41000740-104       378005  VALVULA DE CONTROL                                   1         SVC
MD-83            201EDP1-1       327009  SYSTEM DISPLAY PANEL                                 1         SVC
MD-83          4056512-915       334027  PANEL SELCTOR                                        1         SVC
MD-83             399300-2       328032  VOLUTE                                               1         SVC
MD-83            705-1 5V1       331009  IND-STBY HORIZON                                     1         SVC
MD-83            9045000-1       374001  IGNITION EXCITER                                     1         SVC
MD-83                G5586       323003  PANEL- AUDIO JACK                                    1         SVC
MD-83         2041446-0401       334015  ANTENNA FLAP PLATE-WEATHER RADAR                     1         SVC
MD-83            947F946-3       324029  A.C. BUS CONTROL                                     1         SVC
MD-83              570-487       324012  AC FREQUENCY INDICATOR                               1         SVC
MD-83         5956101-5501       332095  VALVE                                                1         SVC
MD-83         K2219-9SA9BR       371028  PERNO                                                1         SVC
MD-83            11218-001       338006  DRAIN VALVE FWD                                      1         SVC
MD-83           D37013-121       325045  CONJUNTO VALVULA DEPOSITO                            1         SVC
MD-83            10-0119-1       333015  LUZ SALIDA EMERGENCIA                                1         SVC
MD-83             39-249-2       332020  ANTISKID SYST-DUAL PRESS-CTRL VALVE                  1         SVC
MD-83             607690-2       236023  transmisor                                           1         SVC
MD-83           819900-416       206045  SEAT ASSY                                            1         SVC
MD-83           819900-416       206045  SEAT ASSY                                            1         SVC
MD-83           819900-416       206045  SEAT ASSY                                            1         SVC
MD-83           819900-416       206045  SEAT ASSY                                            1         SVC
MD-83         5500A1ABF20B       335008  CYLINDER                                             1         SVC
MD-83         5500A1ABF20B       335008  CYLINDER                                             1         SVC
MD-83         5500A1ABF20B       335008  CYLINDER                                             1         SVC
MD-83         5500A1ABF20B       335008  CYLINDER                                             1         SVC
MD-83               DH7ZG1       324005  RELAY                                                1         SVC
MD-83                DR7VC       324006  RELAY                                                1         SVC
MD-83                G6101       323005  PANEL                                                1         SVC
MD-83          3925636-531       371006  ABSORBER                                             1         SVC
MD-83           392454-3-1       321029  RGLTR                                                1         SVC
MD-83           379580-650       349016  PUMP                                                 1         SVC
MD-83           155665-2-2       349004  VALVE                                                1         SVC
MD-83            5917242-1       349022  HOOD                                                 1         SVC
MD-83           541460-3-1       321039  ACTUATOR                                             1         SVC
MD-83             11-10579       380002  FILTER                                               1         SVC
MD-83               702496       333054  LIGHT                                                1         SVC
MD-83               702496       333054  LIGHT                                                1         SVC
MD-83               35A557       334019  CONTROLSHAKER                                        1         SVC
MD-83          5958412-507       332125  ARM                                                  1         SVC
MD-83           927335-1-1       321055  EJECTOR                                              1         SVC
MD-83            11206-001       338003  VALVE                                                1         SVC
MD-83         980-6109-017       323020  VOICE RECORDER C                                     1         SVC

MD-83               G5686       323004       PANEL                                    1                 SVC
MD-83            40-625-6       332054       XDCR                                     1                 SVC
MD-83        686-1000-002       323017       HANDSET                                  1                 SVC
MD-83        686-1000-002       323017       HANDSET                                  1                 SVC
MD-83              813201       334049       PWRSPLY                                  1                 SVC
MD-83              N1335C       323008       SELCAL DECODER                           1                 SVC
MD-83         5912287-507       321043       VALVE                                    1                 SVC
MD-83          2651-311-3       338004       VALVULA                                  1                 SVC
MD-83              213700       349005       VALVULA                                  1                 SVC
MD-83         1408886-105       336008       DUCTO                                    1                 SVC
MD-83               G1977       323021       PANEL DE CONTROL                         1                 SVC
MD-83           5938351-1       371016       INSTALACION                              1                 SVC
MD-83          9207-10296       327003       Relevos electricos                       1                 SVC
MD-83              ST107Q       332135       TRANSMISOR DE PRESION                    1                 SVC
MD-83         5930646-503       371020       PARTES DE USO GENERAL                    1                 SVC
MD-83        2041223-0415       334012       CAJAS DE CONTROL                         1                 SVC
MD-83        2041223-0415       334012       CAJAS DE CONTROL                         1                 SVC
MD-83         020-070-001       328012       PROBADORES ELECTRICOS                    1                 SVC
MD-83         020-070-002       328013       PROBADORES ELECTRICOS                    1                 SVC
MD-83         020-070-012       328020       PROBADORES ELECTRICOS                    1                 SVC
MD-83         020-070-008       328018       PROBE                                    1                 SVC
MD-83         020-070-003       328014       PROBE                                    1                 SVC
MD-83         020-070-006       328016       PROBE                                    1                 SVC
MD-83         020-070-005       328015       PROBE                                    1                 SVC
MD-83           2021136-4       321015       ACTUADOR ELECTRONICO                     1                 SVC
MD-83        622-8974-210       334044       TRANSMISORES Y RECEPTORES                1                 SVC
MD-83        622-8974-210       334044       TRANSMISORES Y RECEPTORES                1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC
MD-83          D29985-107       325003       BATERIAS ELECTRICAS                      1                 SVC

MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83          D29985-107         325003  BATERIAS ELECTRICAS                                                  1      SVC
MD-83           9550267-6         332107  SUPERFICIE, RIEL Y RUEDAS EST.                                       1      SVC
MD-83           9550267-6         332107  SUPERFICIE, RIEL Y RUEDAS EST.                                       1      SVC
MD-83            5333-076         376003  BIELA DE USO EN MOTOR                                                1      SVC
MD-83           8TJ92GAA2         379025  TRANSMISOR                                                           1      SVC
MD-83                2144         330024  VALVULAS AUTOMATICAS                                                 1      SVC
MD-83          D37013-117         325043  DESLIZADOR DE EVACUACION                                             1      SVC
MD-83          D37013-111         325044  DESLIZADOR DE EVACUACION                                             1      SVC
MD-83            8-336-05         332104  INSTRUMENTOS DE NavaEGACION                                          1      SVC
MD-83            R0032-12         325025  CILINDROS                                                            1      SVC
MD-83            R0032-12         325025  CILINDROS                                                            1      SVC
MD-83            R0032-12         325025  CILINDROS                                                            1      SVC
MD-83            R0032-12         325025  CILINDROS                                                            1      SVC
MD-83        R0202A201 RB         325030  YATES Y DEMAS BARCOS                                                 1      SVC
MD-83        R0202A201 RB         325030  YATES Y DEMAS BARCOS                                                 1      SVC
MD-83           801307-21         335014  CILINDRO DE ACERO SIN SOLDADURA                                      1      SVC
MD-83           801307-21         335014  CILINDRO DE ACERO SIN SOLDADURA                                      1      SVC
MD-83        622-3890-014         334053  Radio Altimetro                                                      1      SVC
MD-83        622-3890-014         334053  Radio Altimetro                                                      1      SVC
MD-83             696233B         324016  Instrumento de velocidad constante uso navaegacion aerea             1      SVC
MD-83           5007897-3         332072  RUEDAS PRINCIPALES PARA TREN DE ATERRIZAJE                           1      SVC
MD-83        622-9261-001         323022  UNIDAD AUTOMATICA DE CONTROLDE TEMPERATURA                           1      SVC
MD-83        622-9261-001         323022  UNIDAD AUTOMATICA DE CONTROLDE TEMPERATURA                           1      SVC
MD-83        622-9261-001         323022  UNIDAD AUTOMATICA DE CONTROLDE TEMPERATURA                           1      SVC
MD-83          396130-1-1         321031  VALVULA AUTOMATICA DE CONTROL DE FLUIDO PARA USO DE MOTOR            1      SVC
MD-83           42D109-1A         379004  PARTES PARA USO MOTOR avalON DIFERENCIAL                             1      SVC
MD-83        622-8971-020         334054  INSTRUMENTOS PARA LA NavaEGACION AEREA                               1      SVC
MD-83        622-9353-221         330020  INDICADOR                                                            1      SVC
MD-83        622-9353-221         330020  INDICADOR                                                            1      SVC
MD-83        622-9353-221         330020  INDICADOR                                                            1      SVC

MD-83           622-9353-221                 330020    INDICADOR                                                      1      SVC
MD-83           622-7878-201                 334043    TRANSPONDER                                                    1      SVC
MD-83           622-7878-201                 334043    TRANSPONDER                                                    1      SVC
MD-83            1051T100-13                 349001    INSTRUMENTOS NavaEGACION                                       1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83               103-2200                 324032    INTERRUPTOR ELECT. TENSIONES NOMINALES                         1      SVC
MD-83              2117180-3                 321019    CONTROL PRESION ELECT.CABINA                                   1      SVC
MD-83            4034234-902                 322007    PANEL ANUNCIADOR                                               1      SVC
MD-83            7892475-041                 334045    UNIDAD CENTRAL DE CONTROL                                      1      SVC
MD-83           686-2000-001                 323032    EAS SOPORTES                                                   1      SVC
MD-83           686-2000-001                 323032    EAS SOPORTES                                                   1      SVC
MD-83              3311586-1                 332018    AIR ACCUM.HYDR.S                                               1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83             416-0001-9                 325032    CAFETERA DE ABORDO                                             1      SVC
MD-83            020-070-011                 328046    TANQUE DE COMBUSTIBLE                                          1      SVC
MD-83                 SRL92E                 321003    INDICADOR DE AIRE ACONDICIONADO                                1      SVC
MD-83            020-070-010                 328045    SOPORTES                                                       1      SVC
MD-83                 9590-6                 327081    ESTABILIZADOR DE EQUILIBRIOPARA MOTOR                          1      SVC
MD-83              8TJ85GCG2                 373025    tranmisor                                                      1      SVC
MD-83            020-070-007                 328017    PARTES Y ELEMENTOS DE USO EXCLUSIVO EN AERODINOS: INSTRUME     1      SVC
MD-83         APTE4A2250-50G                 321005    PARTES Y ELEMENTOS DE USO EXCLUSIVO DE AERODINOS: INSTRUME     1      SVC
MD-83              4100310-6                 329018    POWER TRANSFER                                                 1      SVC
MD-83             129110-2-1                 336006    DESIMETROS, AEROMETROS                                         1      SVC
MD-83             129110-2-1                 336006    DESIMETROS, AEROMETROS                                         1      SVC
MD-83             129110-2-1                 336006    DESIMETROS, AEROMETROS                                         1      SVC
MD-83            4056511-904                 333031    DIMMING PANEL                                                  1      SVC
MD-83               WL503RC1                 321002    INDICADOR DEALTURA                                             1      SVC
MD-83                  34722            323-4100110    CABLE DE USO GENERAL                                           2      SVC

A/C               P/N                      CODIGO            DESCRIPTION                                           QTY   CONDITION
---               ---                      ------            -----------                                           ---   ---------
767              S452T202-1                135359     ACTUATOR-LINEAR-CARGO COMPT                                   1       SVC
767              WG1136AA01                145080     DENSITOMETER SOURCE UNIT                                      1       SVC
767             0111153-010                178001     MANIFOLD ASSY                                                 1       SVC
767              S231N211-3                135077     IND-TMP                                                       1       SVC
767                680640-4                135064     AIR CYCLE MACHINE                                             1       SVC
767             S283T012-27                135189     LT-ANTCL                                                      1       SVC
767                 7900063                138015     BANO IZQUIERDO                                                1       SVC
767              141T4835-9                110005     WINDOW ASSY                                                   1       SVC
767            622-4542-103                136005     RADIO ALTIMETER TRANSCEIVER                                   1       SVC
767              S231T101-1                145012     IND-ALTM                                                      1       SVC
767            622-5222-102                136016     ADF RECEIVER                                                  1       SVC
767              RDAX5301-A                136080     PSU-SEAT                                                      1       SVC
767             285N0028-21                145029     PC ASSY                                                       1       SVC
767            622-5342-101                136020     PAX ADDRESS AMPLIFIER                                         1       SVC
767                SEDL0C9B                145023     IND-PX                                                        1       SVC
767                SEDL0C9B                145023     IND-PX                                                        1       SVC
767                  8D1370                135342     SW-OIL                                                        1       SVC
767         3A090-0015-01-1                110001     SILLA PARA PILOTO                                             1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767             211C223-301                135163     SW-PRES                                                       1       SVC
767                   46228                135239     EEC HARNESS                                                   1       SVC
767                   46188                135237     EEC HARNESS                                                   1       SVC
767                   46224                135238     EEC HARNESS                                                   1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2606741-1                130121     WHEEL                                                         1       SVC
767               2607092-3                130122     BRAKE                                                         1       SVC
767               2607092-3                130122     BRAKE                                                         1       SVC
767               2607092-3                130122     BRAKE                                                         1       SVC
767               2607092-3                130122     BRAKE                                                         1       SVC
767              2227000-69                136126     CAJA DE CONTROL                                               1       SVC
767                398786-4                135073     VALVULAS                                                      1       SVC
767               30-1685-1                135187     LHT-ACOL                                                      1       SVC
767            622-5130-119                136006     CAJAS DE CONTROL                                              1       SVC
767            622-5130-119                136006     CAJAS DE CONTROL                                              1       SVC
767               11622-000                111019     COOLER-AIR/OIL                                                1       SVC
767               11698-000                150002     HEAT EXCHANGER A                                              1       SVC

767            RG1017AA02                135156      CNTL-SEL                                                        1      SVC
767           A3615710067                145013      STBY-AS                                                         1      SVC
767                 21428                135115      CNTL-UNIT                                                       1      SVC
767           10-621630-1                135048      EXCITOR-IGNITION                                                1      SVC
767           285T0024-20                116198      MODULE                                                          1      SVC
767            S417T108-2                138013      SENSOR CONTROL &                                                1      SVC
767           285T0458-22                145055      PVC ASSY                                                        1      SVC
767           285T0096-17                145049      PRINTED WIRING                                                  1      SVC
767            397728-6-1                135375      VALVULAS AUTOMATICAS                                            1      SVC
767           34900004-33                142021      BOTTLE FIRE EXIT                                                1      SVC
767              8-351-09                135224      CARCAZA Y RELEVOS DE USO DE MOTOR                               1      SVC
767            233T3244-9                116040      PANEL DE USO ESTRUCTURAL                                        1      SVC
767             2710540-1                135233      GENERADOR ELECTRICO DE ENCENDIDO                                1      SVC
767               5262100                125006      PUERTAS PARA USO EN AERODINOS                                   1      SVC
767               5262100                125006      PUERTAS PARA USO EN AERODINOS                                   1      SVC
767               5262100                125006      PUERTAS PARA USO EN AERODINOS                                   1      SVC
767               5262100                125006      PUERTAS PARA USO EN AERODINOS                                   1      SVC
767           15800-119-2                138005      VALVULA AUTOMATICA                                              1      SVC
767          700-1066-012                136134      INSTRUMENTOS Y APARATOS DE NavaEGACION                          1      SVC
767            845776-405                125015      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-405                125015      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-405                125015      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-406                125016      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-406                125016      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-406                125016      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-403                125013      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-403                125013      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-403                125013      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            845776-403                125013      ASIENTOS DEL TIPO DE LOS UTILIZ. EN AERONavaES                  1      SVC
767            2651-278-8                110137      VALVULAS PRESION                                                1      SVC
767                 8C167                135149      VALVULAS AUTOMATICAS                                            1      SVC
767             2608811-5                130252      TRENES DE ATERRIZAJE                                            1      SVC
767             2608811-5                130252      TRENES DE ATERRIZAJE                                            1      SVC
767             2608811-5                130252      TRENES DE ATERRIZAJE                                            1      SVC
767            101656-305                128031      DESLIZADORES                                                    1      SVC
767            101656-306                128032      DESLIZADORES                                                    1      SVC
767          2041444-0406                134002      DRIVE UNIT ANT-R                                                1      SVC
767              160176-1                135368      ENFRIADOR ACEITE PARA USO EN TURBINAS                           1      SVC
767           287T6104-29                132003      GUAYA DE ENSAMBLE                                               1      SVC
767             3202726-1                121003      VALVULAS                                                        1      SVC
767             3202726-1                121003      VALVULAS                                                        1      SVC
767            285N0412-3                123002      MICROTELEFONOS ELECTRICOS                                       1      SVC
767            285N0412-3                123002      MICROTELEFONOS ELECTRICOS                                       1      SVC
767              RDAX3003                136077      UNIDAD DECODIFICADORA                                           1      SVC
767              35008-33                135140      CARD                                                            1      SVC
767               UL16580                126006      INSTRUMENTOS Y APARATOS ELECTRONICOS                            1      SVC
767         28VS200Y-4B-2                124005      TRANSFORMADOR ELECTRICO DE CORRIENTE                            1      SVC
767           7800009-002                138014      TARJETA PARA CONTROLADOR DE PARAMETROS                          1      SVC
767              5A2901-1                125077      DE SUCCION PARA ASPIRADORA DE USO                               1      SVC
767              5A2901-1                125077      DE SUCCION PARA ASPIRADORA DE USO                               1      SVC

767        5A2901-1                         125077   DE SUCCION PARA ASPIRADORA DE USO                               1     SVC
767        5A2901-1                         125077   DE SUCCION PARA ASPIRADORA DE USO                               1     SVC
767     34600013-21                         142026   EXTINTOR DE FUEGO                                               1     SVC
767    S242T404-414                         135243   ELCT FLT INSTR SYMBOL GEN                                       1     SVC
767       3612844-1                         149002   PARTES DE USOS DE AERONavaES                                    1     SVC

A/C          P/N                 CODIGO                       DESCRIPTION                               QTY  CONDITION
---          ---                 ------                       -----------                               ---  ---------
757           N14FF104           575008       TRANSMISOR DE POSICION DE LA PALANCA CONTROL               1      SVC
757           398750-5           521006       PACK TEMP. CONTROL VALVE                                   1      SVC
757         312N5321-7           536017       DUCT AY JOINT                                              1      SVC
757           7646B000           530005       VALVULA ANTI-HIELO                                         1      SVC
757           606772-3           521009       FAN                                                        1      SVC
757           129682-3           536004       SENSOR TEMP                                                1      SVC
757       622-5135-202           534004       MOUNT-ANTENNA                                              1      SVC
757           44A256-2           575010       SWITCH                                                     1      SVC
757       S800-2000-00           531014       FLIGHT DATA RECORDER                                       1      SVC
757        MC10-25-104           535006       MASK REGULATOR                                             1      SVC
757        MC10-25-104           535006       MASK REGULATOR                                             1      SVC
757            37822-1           528026       CIRCUITO INTEGRADO                                         1      SVC
757          05939-103           533048       Balasto electrico                                          1      SVC
757            11198-4           521022       Sensor electrico                                           1      SVC
757          51653-177           526015       TARJETA                                                    1      SVC
757         251N2813-3           527103       VALVULAS AUTOMATICAS                                       1      SVC
757        D455-24-001           526001       CONTROLES ELECTRONICOS USO EN AERODINOS                    1      SVC
757        D455-24-001           526001       CONTROLES ELECTRONICOS USO EN AERODINOS                    1      SVC
757          1540600-1           527005       CAJA DE CONTROL ELECTRICA                                  1      SVC
757        411N2580-8D           552031       MECHANSM                                                   1      SVC
757        411N2580-7D           552030       MECHANSM                                                   1      SVC
757        285N0028-36           526007       CIRCUITOS INTEGRADOS                                       1      SVC
757        285N0028-36           526007       CIRCUITOS INTEGRADOS                                       1      SVC
757           8-416-02           525058       VALVULAS AUTOMATICAS                                       1      SVC
757       5500A1ABF23A           535004       BOTELLA PARA OXIGENO DE FUNDICION DE ACERO SIN SOLD.       1      SVC
757          803300-35           552041       REGULADOR AUTOMATICO                                       1      SVC
757          30-1660-5           533017       LAMPARAS PARA ATERRIZAJE                                   1      SVC
757          50-0130-1           533039       Senalizacion para uso en navaegacion aerea                 1      SVC
757    870920028580T01           525083       DUPLICADOR DE GIRO                                         1      SVC
757          90-0215-3           530009       CONVERTIDOR ESTATICO                                       1      SVC
757          31-5451-1           533055       LAMPARAS ELECTRICAS                                        1      SVC
757            7G110-5           528043       INTERRUPTORES                                              1      SVC
757            7G110-5           528043       INTERRUPTORES                                              1      SVC
757           4600-119           525131       BALSA INFLABLE                                             1      SVC
757        311N5049-61           554007       PUERTAS DE ENSAMBLE                                        1      SVC
757            LJ70534           578023       ACTUADOR RETROALIMENTADORDERECHO                           1      SVC
757         1117119-07           525014       ARNESS SILLA PILOTO                                        1      SVC

A/C          P/N                 CODIGO              DESCRIPTION                                            QTY  CONDITION
---          ---                 ------              -----------                                            ---  ---------
727       898126-2-1             635863      VALVULAS PARA FILTRAR ACEITE                                    1      SVC
727            A12SA             625005      VOICE GUN                                                       1      SVC
727         2-1147-3             630340      BRAKE ASSY                                                      1      SVC
727         2-1147-3             630340      BRAKE ASSY                                                      1      SVC
727         2-1147-3             630340      BRAKE ASSY                                                      1      SVC
727         2-1147-3             630340      BRAKE ASSY                                                      1      SVC
727     61-20200-004             616158      HARNESS                                                         1      SVC
727         4600-101             628005      BALSAS SALVavaIDAS. NEUMATICO                                   1      SVC
727         4600-101             628005      BALSAS SALVavaIDAS. NEUMATICO                                   1      SVC
727         4600-101             628005      BALSAS SALVavaIDAS. NEUMATICO                                   1      SVC
727         4600-101             628005      BALSAS SALVavaIDAS. NEUMATICO                                   1      SVC
727          279A6EE             630030      WATER VALVE CHEC                                                1      SVC
727     522-1837-000             636254      ANTENA ADF FIXE                                                 1      SVC
727        2061-13-1             645110      INDICADOR ELECTRONICO                                           1      SVC
727     622-9288-008             634001      TRANSMISOR RECEPTOR                                             1      SVC
727       15-0069-15             635116      LAMPARA INCANDECENTE                                            1      SVC
727        152BL803B             645066      INDICADOR DE TEMPERATURA                                        1      SVC
727      G5322941112             645745      INTRUMENTOS DE MEDIDA Y CONTROL                                 1      SVC
727        114426-21             625214      MASCARA OXIGENO                                                 1      SVC
727        114426-21             625214      MASCARA OXIGENO                                                 1      SVC
727           260582             645414      INDICADOR DE ALTURA                                             1      SVC
727        902F283-2             635957      PANEL DE PROTECCION ELECTRICA                                   1      SVC

  A/C                      P/N             CODIGO                          DESCRIPTION                         QTY     CONDITION
--------           ------------------    -----------    -------------------------------------------------   --------   ---------
STANDARD           290167                895-9886620    CONECTORES ELECTRICOS                                      1      NEW
STANDARD           290224-1              895-9886610    CONECTORES ELECTRICOS                                      1      NEW
STANDARD           M81969-14-03          874-5895540    BOTADOR INSERTADOR DE PINES                               36      NEW
STANDARD           PRG540                874-6321110    PISTOLA                                                    1      NEW
STANDARD           704A12-12             874-6321070    EXTENSION 12"                                              1      NEW
STANDARD           704A12-2              874-6321010    EXTENSION 2"                                               1      NEW
STANDARD           704A12-4              874-6321030    EXTENSION 4"                                               1      NEW
STANDARD           BX-19SP               839-3550070    CAJAS                                                     21      NEW
STANDARD           INSTAPAK 40W B        812-1291570    QUIMICO INSTAPACK 40W B                                  220      NEW
STANDARD           PDE-6                 827-2446150    TAPON                                                    751      NEW
STANDARD           TP844                 874-6321150    REMACHADORA MANUAL                                         1      NEW
STANDARD           TP117                 874-6321170    REMACHADORA MANUAL                                         1      NEW
STANDARD           4850A47               801-0020600    ESCOBILLA                                                 30      NEW
STANDARD           HG501A                895-8685740    PISTOLA                                                    4      NEW
STANDARD           6319                  895-8723690    CONECTOR                                                  15      NEW
STANDARD           2956A15               874-6092080    BROCA SOLIDA DE TUNGSTENO 1/8" X 2 1/4"                    2      NEW
STANDARD           ESD903                895-0003510    TAPON CERRADURA                                            1      NEW
STANDARD           DBE59A                874-6085000    BROCA ACERO ALT.VELOCIDADNO.59                            40      NEW
STANDARD           DBE58A                874-6084250    BROCA ACERO ALT.VELOCIDADNO.58                            35      NEW
STANDARD           52TQP                 895-0003090    TAPON SEGURIDAD                                            1      NEW
STANDARD           02-434-1              874-5868500    AVELLANADOR                                               12      NEW
STANDARD           7089T12               874-6350650    PANITOS LIBRE ESTATICA                                    10      NEW
STANDARD           SDS                   874-0000570    AMORTIGUADOR DE TALADRO 1/4"                               1      NEW
STANDARD           SDS40                 874-0000650    AMORTIGUADOR DE TALADRO No.40                              1      NEW
STANDARD           178TQP                895-0003250    CRISTAL                                                    9      NEW
STANDARD           753B21                874-6321090    EXTENSION                                                  1      NEW
STANDARD           BAC27DPA150           870-5186290    CALCOMANIA                                                 4      NEW
STANDARD           2956A19               874-6092060    BROCA SOLIDA DE TUNGSTENO 3/16" X 2 3/4"                   7      NEW
STANDARD           2956A17               874-6092290    BROCA SOLIDA DE TUNGSTENO 5/32" X 2 1/2"                  15      NEW
STANDARD           IT-76L                874-5895660    SACAPINES                                                  3      NEW
STANDARD           M81969-14-01          874-5895520    BOTADOR INSERTADOR DE PINES                               89      NEW
STANDARD           2053-4821             874-0004010    DISKETT                                                    1      NEW
STANDARD           2053-4400             874-0004110    DISKETT PW4000                                             1      NEW
STANDARD           2053-7236             874-0004070    DISKETT RB211                                              1      NEW
STANDARD           19770                 806-1186010    SELLANTE RELLENADOR                                        1      NEW
STANDARD           4314A261              874-6506550    LIMA ROTATIVA CONICA DE 1/2"                               2      NEW
STANDARD           LEI-0001              812-7100010    TAPAS PLASTICA PARA LATAS DE PINTURA                       4      NEW
STANDARD           NAS816-83             827-2504180    TAPON                                                     79      NEW
STANDARD           EMULSO CLEAN 20B      814-1504650    DETERGENTE                                                10      NEW
STANDARD           20-OZ                 812-1343680    LIMPIADOR VENTANA ***MP***                                10      NEW
STANDARD           ME-A-6698             874-6500070    BALINERA-ARO                                               2      NEW
STANDARD           ME-A-6697             874-6500050    BALINERA-ARO                                               2      NEW
STANDARD           502                   895-8637840    RETENEDOR PARA MASCARA                                    71      NEW
STANDARD           NRO. 11 STEEL 505     874-6027500    BROCAS NUMERICAS NRO.11                                  124      NEW
STANDARD           HSS 1/4" LONG 6"      874-5989010    BROCA LARGA 1/4" HSS LONG 6"                              14      NEW
STANDARD           554/7617/2LB          899-8957430    HILO NYLON VERDE                                           1      NEW
STANDARD           2563A11               874-6329950    EXTRACTOR NO1                                             53      NEW
STANDARD           P12-6"                806-1153340    CINTA PERMACEL ALUMINIO 6"X 10 YD                          1      NEW
STANDARD           MS24256RH20           874-6330100    HERRAMIENTA EXTRACTORA                                     4      NEW
STANDARD           MS24256RH16           874-6330110    HERRAMIENTA EXTRACTORA                                     4      NEW
STANDARD           PDE-8                 827-2446170    TAPON                                                     48      NEW
STANDARD           PDE-10                827-2446190    TAPON                                                    497      NEW
STANDARD           492-002               895-8599800    RUEDA                                                      3      NEW
STANDARD           83565                 895-8653580    RUEDA TRASERA                                              2      NEW
STANDARD           GRIT80                801-0001500    LIJA GRIT80 ADHESIVA DE 5" DIA.                       11,024      NEW
STANDARD           155ST105              895-0010620    "STATICBRUSH" TABLETOP CL                                  6      NEW
STANDARD           CNM00072              874-3000030    TUBO                                                       3      NEW
STANDARD           63030-6C              874-3000110    UNION                                                      2      NEW
STANDARD           62031-4-2B            874-3000130    CODO                                                       2      NEW
STANDARD           61036-6C              874-3000010    CONECTORES                                                 2      NEW
STANDARD           63431-6-4C            874-3000090    UNION                                                      2      NEW
STANDARD           2986A140              874-6093350    BROCA                                                     24      NEW
STANDARD           4/5A                  890-7561720    BATERIA RECARGABLE 1.2 V. NI-CD                            3      NEW
STANDARD           AMS3411               871-5203950    VARILLAS DE COBRE                                          2      NEW
STANDARD           CHEWING GUM           814-1504550    REMOVEDOR                                                  2      NEW
STANDARD           R71G5B                890-8380420    PLUG                                                       1      NEW
STANDARD           AN821-4               824-1928000    CODO DE 90                                                 9      NEW
STANDARD           10398-2               895-5792850    METER SCALE                                                1      NEW
STANDARD           E363K19HSS            801-0068200    GRINDING WHELL                                            60      NEW
STANDARD           604462                895-8580250    DECAL                                                      2      NEW
STANDARD           C9639                 895-3518670    VOLTAGE PROVE AS                                           1      NEW
STANDARD           8071                  874-0009630    UNIVERSAL WHEEL                                            2      NEW
STANDARD           ALKO                  837-3532910    REMOVEDORES DE PINTURA                                   229      NEW
STANDARD           2956A22               874-6092340    SOLID SARBIRE                                              3      NEW
STANDARD           MM-320-13             874-6296410    BUCKING BARS                                              41      NEW
STANDARD           F72735                895-9200410    GROUND LOCK ASSY                                           7      NEW

STANDARD           04-M 5/32"            874-7063320    FASTENERS 5/32"                                          111      NEW
STANDARD           1316-1                895-0048550    VALVULA DE CHEQUEO                                         1      NEW
STANDARD           4882                  892-9005300    ARM                                                        1      NEW
STANDARD           307Y                  874-6507500    FLASHLINHT Y WAN                                           1      NEW
STANDARD           9300-233              895-5794500    METER                                                      2      NEW
STANDARD           DAL10B                874-7083750    LEFT CUT SHEARS                                            7      NEW
STANDARD           V3-3001-D8            890-8137960    SIWITCH                                                    9      NEW
STANDARD           N8733CC-5-90          826-2353550    FITTING                                                   10      NEW
STANDARD           N1B004                874-6861400    THIN NEEDLE NOSE                                           6      NEW
STANDARD           2620-0042             895-8588760    GAGE TEMPERATURE                                           1      NEW
STANDARD           23213                 806-1153450    PREP.LUBRIC.A BASE DE SINTETICOS                           3      NEW
STANDARD           BUTYL                 814-1531730    PREPARACIONES                                              3      NEW
STANDARD           BACB10AT6             803-0252250    BEARING                                                    3      NEW
STANDARD           B55                   814-1532680    REMOVEDOR                                                 72      NEW
STANDARD           4D3G                  874-6334820    BURS OVAL                                                  1      NEW
STANDARD           DBE49A                874-6073750    DRILLS                                                    15      NEW
STANDARD           Q9                    874-6902500    HIGH SPEED STEEL                                          10      NEW
STANDARD           AT416-65              874-6357500    PILOT 1/4                                                 59      NEW
STANDARD           2961                  874-5745110    DRILL                                                      7      NEW
STANDARD           1/2" HSS              874-6941250    HAND AND PIPE RE                                           7      NEW
STANDARD           6305 H S S            874-6766250    HANDS TAPS                                                44      NEW
STANDARD           245840                895-8644940    NOZZLE                                                    12      NEW
STANDARD           1514                  895-5464600    NEEDLE BEARING                                            14      NEW
STANDARD           FNM10                 890-8014930    FUSE 10 AMP                                               10      NEW
STANDARD           dba1j                 874-5972770    letter drill "J"                                          13      NEW
STANDARD           dba1a                 874-5972680    letter drill "A"                                          29      NEW
STANDARD           02-643-9              895-5470830    motores                                                    5      NEW
STANDARD           5865vy                890-8007800    tapones                                                  103      NEW
STANDARD           lm376n                895-8645330    1c nat semi                                                3      NEW
STANDARD           5100678               890-8270120    interuptores                                               1      NEW
STANDARD           85462                 895-9712000    TUBOS ESTRUCTURALES                                        2      NEW
STANDARD           1/4-28NF X 2"         874-6202500    ADJUSTABLE DIE                                             1      NEW
STANDARD           32A46K5VBE            801-0094600    GRINDING WHEEL 5                                           3      NEW
STANDARD           ldh302                874-6662620    conectores                                                 3      NEW
STANDARD           AMS-5694-1/16"X36"    871-5400750    WELDING ROD                                              140      NEW
STANDARD           3M501                 895-8682010    METER                                                      1      NEW
STANDARD           02-933-1              895-5470840    ESCOBILLAS                                                 7      NEW
STANDARD           DBA1W                 874-5972910    BROCAS                                                    29      NEW
STANDARD           H6761A                890-7565410    BATERIAS                                                   7      NEW
STANDARD           DBA1T                 874-5972880    BROCAS                                                    29      NEW
STANDARD           DBA1X                 874-5972920    BROCAS                                                    27      NEW
STANDARD           DBE29A                874-6050000    BROCAS                                                    64      NEW
STANDARD           DBE50A                874-6075000    BROCAS                                                    35      NEW
STANDARD           DBA1R                 874-5972860    BROCAS                                                    19      NEW
STANDARD           7M57                  895-8682390    O RING                                                    67      NEW
STANDARD           13N09                 874-6145560    HIGH IMPACT CUP                                           10      NEW
STANDARD           13N10                 874-6145570    HIGH IMPACT CUP                                            7      NEW
STANDARD           H1000C36-15           890-7640100    LAMPARA                                                   20      NEW
STANDARD           2986A240              874-6093800    DRILL                                                     10      NEW
STANDARD           2986A250              874-6093850    DRILL                                                     14      NEW
STANDARD           2986A150              874-6093400    DRILL                                                      8      NEW
STANDARD           2986A230              874-6093750    DRILL                                                     12      NEW
STANDARD           2986A220              874-6093700    DRILL                                                      9      NEW
STANDARD           2986A130              874-6093300    DRILL                                                      5      NEW
STANDARD           2986A120              874-6093250    DRILL                                                     12      NEW
STANDARD           5266                  890-8007900    CONECTORES                                                35      NEW
STANDARD           80I600                895-8659830    ABRAZADERAS                                                1      NEW
STANDARD           541A900P001           895-8687850    CONTACT                                                    1      NEW
STANDARD           2986A160              874-6093450    BROCA                                                     40      NEW
STANDARD           2986A170              874-6093500    BROCA                                                     32      NEW
STANDARD           2986A190              874-6093600    BROCA                                                     13      NEW
STANDARD           2930A72               874-6082500    BROCAS                                                    59      NEW
STANDARD           3585-5CN0469          895-0049040    INSERTORES                                                17      NEW
STANDARD           722-014               895-8580750    ACOPLE                                                     2      NEW
STANDARD           BAC27EPPS4204         870-5189920    DECAL                                                      4      NEW
STANDARD           08-656                874-6296450    BUJES                                                     13      NEW
STANDARD           08-751                874-6296480    DOLE                                                      30      NEW
STANDARD           615B40-8              895-8601270    ABRAZADADERAS                                              4      NEW
STANDARD           78-8060-7335-5        893-8619000    LEVER                                                      3      NEW
STANDARD           ER5E4X                890-8224010    RETENEDORES                                               20      NEW
STANDARD           25-10075-0A           895-8644840    INTERRUPTORES ELECT                                        2      NEW
STANDARD           CT2-10-3/4            874-5953750    DRILL TWIST STRA                                           1      NEW
STANDARD           36EFY-43B102          801-0074910    GRINDING WHELL                                            21      NEW
STANDARD           7M-219                895-5472300    POWER PORT PLASM                                           8      NEW
STANDARD           ALCO-A1               814-1509500    MEZCLA DE SUSTANCIAS                                     614      NEW
STANDARD           61046                 801-0092330    POWER LOCK DISK                                          395      NEW
STANDARD           61019                 801-0092300    POWER LOCK DISK                                          432      NEW

STANDARD           61021                 801-0092310    POWER LOCK DISK                                          857      NEW
STANDARD           64005                 801-0092280    HOLDER DISK                                                8      NEW
STANDARD           61048                 801-0092340    POWER LOCK DISK                                          439      NEW
STANDARD           61044                 801-0092320    POWER LOCK DISK                                          385      NEW
STANDARD           F70009-1              895-9199130    ADAPTADORES                                                4      NEW
STANDARD           REM-91600             874-6985000    TAPER PIN REAMER                                           6      NEW
STANDARD           324642-1              890-8106900    GLASS                                                     13      NEW
STANDARD           64002                 801-0092260    HOLDER DISK                                               31      NEW
STANDARD           AN6270-4D0430         831-2924680    MANGUERAS                                                  1      NEW
STANDARD           PPC103A               874-5888600    PIN PUNCHES HEX                                           10      NEW
STANDARD           794446                895-5415300    BINDING POST BLA                                           4      NEW
STANDARD           3M504                 895-8682040    METER WHEEL                                                2      NEW
STANDARD           MS3A                  874-6581420    HEX WRENCHES                                               2      NEW
STANDARD           615C35-5              895-8601650    OUTER SLEEVE                                               1      NEW
STANDARD           136-0040              893-8551700    DISOLVENTES PARA REMOVER GRASAS                            1      NEW
STANDARD           17014SB6              874-6334370    BURR CYLINDRICAL                                           2      NEW
STANDARD           7MH20                 895-8682250    MANGUERA DE CAUCHO VULCANIZADO                             1      NEW
STANDARD           7MH10                 895-8682240    CABLE ASSY                                                 2      NEW
STANDARD           2956A32               874-6093110    BROCA HELICOIDALES                                         2      NEW
STANDARD           AT416-59              874-6356850    PILO 5/32"                                                71      NEW
STANDARD           601805                895-8624580    JOINTASSY NR4                                              2      NEW
STANDARD           3841T42               895-9365600    LONG SHAKLE/STA                                            2      NEW
STANDARD           3558T44               895-8647640    ANCHOR SHAKLE/S                                            5      NEW
STANDARD           26293-072             895-9558600    HEATER                                                     1      NEW
STANDARD           64004                 801-0092270    HOLDER DISK                                                9      NEW
STANDARD           L73-22-74             895-7347750    SELLOS DE CAUCHO VULCANIZADO                               1      NEW
STANDARD           1447-3                895-7607300    DIAFRAGMAS                                                 2      NEW
STANDARD           603746-05             895-5824260    INTERUPTOR                                                 3      NEW
STANDARD           R67G5B                890-7795620    CONNECTOR                                                  8      NEW
STANDARD           Y5001                 895-8841730    CABLE                                                      1      NEW
STANDARD           AS141A3-5/32          874-6921900    REMACHES DE ALUMINIO TOOL                                 12      NEW
STANDARD           AS141A3-3/16          874-6921950    REMACHES DE ALUMINIO TOOL                                  6      NEW
STANDARD           AS141A3-1/4           874-6922000    REMACHES DE ALUMINIO TOOL                                  7      NEW
STANDARD           AS106A                874-6921650    REMACHES DE ALUMINIO TOOL                                  3      NEW
STANDARD           MM-320-21             874-6296430    BUCKING BARS                                              42      NEW
STANDARD           ER1-25-E4-X           890-8224050    RETAINER                                                  14      NEW
STANDARD           42-236                895-8599760    KIT                                                        3      NEW
STANDARD           MS51957-128           863-5335720    TORNILLO                                                  45      NEW
STANDARD           T-915                 895-8826700    PRIMARY FUEL FIL                                           5      NEW
STANDARD           STC485                895-0030050    OVER VOLT ASSY                                             1      NEW
STANDARD           4-125A                890-7580010    RADIO TUBE AMPER                                           4      NEW
STANDARD           MM-430M-4             874-7063330    PASTENERS                                                205      NEW
STANDARD           MODEL 1300            874-6157500    RIVET CUTTER                                              10      NEW
STANDARD           46-111                874-6856250    TWEEZERS DUMONT                                            1      NEW
STANDARD           6TE65B00776           895-9866150    HARNESS, CALIBRA                                           2      NEW
STANDARD           LETRA "E"             874-5972720    LETTER DRILL "E"                                          18      NEW
STANDARD           DBE22A                874-6041250    WIRE GAUGE DRILL                                           2      NEW
STANDARD           3074-A07              895-0050300    BUJES                                                      1      NEW
STANDARD           2860A25               874-6092530    BROCAS                                                     5      NEW
STANDARD           2110-0005             890-8025030    FUSIBLES                                                  15      NEW
STANDARD           152-0087              890-7618650    LAMPARAS                                                   6      NEW
STANDARD           6200                  895-8723610    CARTUCHOS/EXTINTORES                                       9      NEW
STANDARD           915-179               895-5460830    CUERPOS/VALVULAS                                           1      NEW
STANDARD           52-7361               895-8649750    MEDIDORES                                                  6      NEW
STANDARD           55024                 895-8650960    EMPAQUES                                                   3      NEW
STANDARD           TU217JZ               895-0041550    VIBRADOR                                                   1      NEW
STANDARD           TU217BZ               895-0041560    VIBRASEN                                                   2      NEW
STANDARD           15-500                874-7007500    FILE SET                                                  15      NEW
STANDARD           150-0130-00           890-7672570    LAMP 5V, 60W                                               1      NEW
STANDARD           915-75                895-8645890    ARM                                                        1      NEW
STANDARD           14BP32AA              895-5793440    MOTOR DE ARRANQUE                                          1      NEW
STANDARD           100891                895-8598330    SHIM                                                       4      NEW
STANDARD           007-7067-01           895-5410900    INTEGRATED CIRCU                                           3      NEW
STANDARD           500779                895-8600860    RING                                                       4      NEW
STANDARD           1880                  895-5794180    FLOOR MAT                                                  2      NEW
STANDARD           700A22                895-5831950    GASKET                                                    20      NEW
STANDARD           615A40-6              895-8601260    JAWS                                                      15      NEW
STANDARD           DPXAMB32B2-33S        890-8379600    CONNECTOR                                                  1      NEW
STANDARD           100890                895-8598350    VALVE AIR RELIEF                                           8      NEW
STANDARD           105Z26                895-8659490    SLEEVE                                                     5      NEW
STANDARD           501414                895-8661080    QUAD RING                                                  4      NEW
STANDARD           80159                 895-8654080    WHEEL                                                      1      NEW
STANDARD           57A3052               895-8601000    TRANSDUCER TYPE                                            1      NEW
STANDARD           132190                895-8618300    DIAFRAGMA                                                  2      NEW
STANDARD           226003                895-8618450    ALIMENTADOR                                                1      NEW
STANDARD           132132                895-8618240    DIFUSOR                                                    5      NEW
STANDARD           226010                895-8618500    MANGUERA                                                   2      NEW

STANDARD           130055                895-8618180    VASTAGO                                                    1      NEW
STANDARD           1000-19-0             895-5792970    VALBULA                                                    1      NEW
STANDARD           226011                895-8618510    MANGUERA                                                   1      NEW
STANDARD           910827                895-8644280    ANILLO                                                     2      NEW
STANDARD           911244                895-8644500    EMPAQUE                                                    3      NEW
STANDARD           911226                895-8644430    EMPAQUE                                                    1      NEW
STANDARD           911003                895-8644350    ASIENTO                                                    2      NEW
STANDARD           909016                895-8644140    CONTROL NEUTRAL                                            1      NEW
STANDARD           DPX3MB-78-33S-0002    890-8380160    CONNECTOR                                                  2      NEW
STANDARD           MM-320-20             874-6296420    BUCKING RIVET                                             44      NEW
STANDARD           78-8012-3546-2        893-8782300    GEAR HELICAL                                               6      NEW
STANDARD           031-0037-00           890-7815260    SWITCH PUSH BUTT                                           3      NEW
STANDARD           7000408-452           895-5419510    INTEFRATED CIRCU                                           5      NEW
STANDARD           6AMNRV11              895-8621410    GAST AIR MOTOR                                             1      NEW
STANDARD           2371-1/4 X 12"        874-6089000    BROCA                                                      9      NEW
STANDARD           507150                895-5793090    POTENTIOMETER                                              2      NEW
STANDARD           104222                893-8501500    COMPUESTO SELLANTE                                         2      NEW
STANDARD           23-74                 895-8599520    JUEGO DE EMPAQUE                                           4      NEW
STANDARD           C60                   814-1532050    PREPARACION TENSOACTIVA                                   70      NEW
STANDARD           6304B                 829-2558000    LUBE ADAPTER -LE                                          15      NEW
STANDARD           MIL-L-6081C           832-2951251    OIL GRADE 1010                                             4      NEW
STANDARD           X1396T19              895-5790690    VALVE SAFETY                                               2      NEW
STANDARD           566-02                895-8699690    RUMP ASSY HIGH P                                           2      NEW
STANDARD           6980                  895-8614620    ANTI-STATIC-DIP                                            2      NEW
STANDARD           GKT-2451              895-8688360    PACKING                                                    2      NEW
STANDARD           RNG1620               895-8688800    RING                                                       3      NEW
STANDARD           B92A120               801-0065980    WHEEL MOUNTED AB                                          18      NEW
STANDARD           6227-11               895-5820650    ANILLO                                                     8      NEW
STANDARD           5543                  895-8652730    METER                                                      1      NEW
STANDARD           505N014               874-6031250    DRILL HIGH SPEED                                          20      NEW
STANDARD           55762                 895-8653200    HANDLE                                                     2      NEW
STANDARD           7411SYZB              895-9982700    SWITCH                                                     2      NEW
STANDARD           92224-3-16            895-8831900    PULLER ASSY                                                1      NEW
STANDARD           791269                895-6553500    INTEGRATED CIRCU                                           2      NEW
STANDARD           067-0525-02           895-8723430    DUAL INPUT COUPL                                           1      NEW
STANDARD           131-1315-01           895-8690320    ADAPTER                                                    2      NEW
STANDARD           281-0205-00           895-8681860    CAP, VAR, PLSTC 4-                                         2      NEW
STANDARD           615A20                895-8601210    SPRING                                                    14      NEW
STANDARD           PLT2346               895-8688690    PLATE ASSEMBLY                                             1      NEW
STANDARD           1213-0033             895-5793350    FRONT SEAL                                                25      NEW
STANDARD           4010-0033             895-5816790    S BAFFLE                                                  29      NEW
STANDARD           78-8454-3469-1        890-8132850    LAMP FOR READER/                                           3      NEW
STANDARD           B36-2                 890-7915680    CONNECTING LEADS                                          20      NEW
STANDARD           1211-7/8"             895-5793260    7/8"WOOL POLISH                                           93      NEW
STANDARD           40-128                895-8696450    MASK, RESPIRATOR                                          18      NEW
STANDARD           8923909               890-8334500    SWITCH                                                     2      NEW
STANDARD           AMS-4951-3/32         871-5399000    SOLDADURA DE TITANIO                                      81      NEW
STANDARD           MS1010K               874-6581400    12 PIECE SPLINE                                            1      NEW
STANDARD           SSDE43                874-6267840    SCREW DRIVER 5" X                                          8      NEW
STANDARD           C1024T207             895-3518690    POWER PROBE ASSY                                           1      NEW
STANDARD           HAS011K               895-8640850    KIT DE ADAPTADORES                                        33      NEW
STANDARD           1400K01               895-8690600    GASKET AND SEAL                                            2      NEW
STANDARD           1548K86               890-8128750    LAMPARA                                                    4      NEW
STANDARD           47199-8               874-5868420    AVAELLANADOR                                               2      NEW
STANDARD           AT435-5/16            874-6357600    QUIA                                                       8      NEW
STANDARD           PLASTISHINE A         814-1533400    LIMPIADOR PARA VIDRIOS                                     2      NEW
STANDARD           RH10-0-XL10           899-9098000    SOPORTE FIJO CON RUEDA                                     4      NEW
STANDARD           655019                895-8723700    FIXED RESISTOR                                             9      NEW
STANDARD           55031                 895-8651030    CUP                                                       18      NEW
STANDARD           948010                895-8820330    BEARING SLOTTED                                            1      NEW
STANDARD           926024                895-8820280    SEAL ASSEMBLY                                              1      NEW
STANDARD           928002                895-8820290    SEAL RING                                                 10      NEW
STANDARD           928028                895-8820320    SEAL RING                                                  2      NEW
STANDARD           950323                895-8820360    SWITCH MINIATURE                                           1      NEW
STANDARD           950431                895-8820370    TERMINAL FEED TH                                           4      NEW
STANDARD           951546                895-8820380    WIRING HARNESS A                                           1      NEW
STANDARD           3W54048               895-5810850    SEAT, VALVE                                                3      NEW
STANDARD           30428                 895-8599480    VALVE BUTTON                                               2      NEW
STANDARD           61653                 895-8601530    VALVE ASSY                                                 2      NEW
STANDARD           71-01062-5002         831-3350120    HOSE                                                       1      NEW
STANDARD           217020A2              895-8690620    BUSHING                                                    4      NEW
STANDARD           21702A1               895-8690630    BUSHING                                                    4      NEW
STANDARD           A60T23053             801-0017250    DISCO ABRASIVO                                            34      NEW
STANDARD           212116-5              895-8599450    LOWER                                                      6      NEW
STANDARD           602714                895-8681980    SWITCH                                                     2      NEW
STANDARD           92261A                893-8915300    TOPE DE CARTUCHO                                           2      NEW
STANDARD           MS9490-23             804-1154830    SCREW                                                     10      NEW

STANDARD           11TX-300-B-1          895-9786750    SYNCHRO TRANSMIT                                           1      NEW
STANDARD           41285                 895-8600330    SPRING-VALVE                                               1      NEW
STANDARD           14312                 895-8599080    RING "0"                                                   1      NEW
STANDARD           MS21923-4             824-2329270    ADAPTADOR                                                  7      NEW
STANDARD           PWC6                  874-5860330    WIRE STRIPPER PL                                          34      NEW
STANDARD           210-6D                827-2481250    ENCHUFE                                                   35      NEW
STANDARD           615B40-4              895-8601240    JAWS                                                       2      NEW
STANDARD           615B44-2              895-8601510    SPACER                                                     3      NEW
STANDARD           105-0679-00           895-8836270    ACTUATOR                                                   2      NEW
STANDARD           16XFC-1/8"            871-5328750    WELDING                                                   84      NEW
STANDARD           8491B OPTION 010      895-8628000    ATTENUATOR                                                 2      NEW
STANDARD           FLR-161               895-8686030    FILTER OIL                                                 4      NEW
STANDARD           GAG-320A              895-8685720    GAUGE ASSEMBLY-O                                           1      NEW
STANDARD           84Z33                 895-8659900    COLLET                                                     3      NEW
STANDARD           721-016               895-8580560    CONNECTOR                                                  1      NEW
STANDARD           722-028               895-8580820    90 GRS, ELBOW                                              2      NEW
STANDARD           713-001               895-8580450    TEE                                                        1      NEW
STANDARD           355107                895-8645410    REGULATOR                                                  3      NEW
STANDARD           261578                895-5415420    TRANSISTOR FET                                             4      NEW
STANDARD           288324                895-5418950    TRANSISTOR FET                                             8      NEW
STANDARD           523738                895-5416120    DIODE                                                      4      NEW
STANDARD           F51-13                895-0026620    RESORTE                                                    4      NEW
STANDARD           1-1/4-60THX1/4"       874-7059100    SAW BLADES                                                56      NEW
STANDARD           244311                895-7195500    PRESSURE GAUGE                                             1      NEW
STANDARD           174755                895-1115420    CHOKE                                                      3      NEW
STANDARD           370072                895-5416150    CIRCUITO                                                   4      NEW
STANDARD           385450                895-3854500    IC AMP RED DOT                                             1      NEW
STANDARD           615B15-1              895-8601450    SHIFTING TOGGLE                                            4      NEW
STANDARD           615B15-3              895-8601470    SHIFTING TOGGLE                                            2      NEW
STANDARD           615B6-5               895-8601180    ANILLOS DE SEGURIDAD                                       1      NEW
STANDARD           G35                   801-0071000    DIAMOND STONES                                            19      NEW
STANDARD           199d106x0020ca1       895-0630800    CONDENSER                                                  9      NEW
STANDARD           81597                 895-8831700    BEARING SPACING W                                          1      NEW
STANDARD           55295                 895-8652600    EMPAQUES                                                   2      NEW
STANDARD           S103                  890-7562830    BATERIAS                                                   4      NEW
STANDARD           RNG77                 895-8687120    PISTON RING                                                2      NEW
STANDARD           BLW-001               895-0024720    BLOWER WEEL                                                1      NEW
STANDARD           SHM224                895-8690980    ESPACIADORES DE ACERO                                      3      NEW
STANDARD           9-0891                895-8712650    MANGUERA                                                   1      NEW
STANDARD           1000-6-0              895-0050140    ARANDELAS                                                  5      NEW
STANDARD           8491B OPTION 020      895-8628050    ATENUADORES                                                2      NEW
STANDARD           566-01-27             895-8645110    ANILLOS                                                    1      NEW
STANDARD           566-01-22             895-8699520    RESORTE                                                    7      NEW
STANDARD           566-01-21             895-8645070    ANILLOS                                                    7      NEW
STANDARD           566-01-17             895-8645040    TORNILLOS                                                  5      NEW
STANDARD           64043                 895-8701530    ANILLOS                                                    3      NEW
STANDARD           55902-36              895-8652920    ANILLOS                                                    1      NEW
STANDARD           566-01-15             895-8645030    RESORTE                                                    4      NEW
STANDARD           566-01-14             895-8645020    ANILLOS                                                    2      NEW
STANDARD           566-01-23             895-8699530    AGUJAS                                                     3      NEW
STANDARD           55907-36              895-8652980    ANILLOS                                                    2      NEW
STANDARD           615A19                895-8601040    TORNILLOS                                                  2      NEW
STANDARD           721-018               895-8580580    CONECTOR                                                   2      NEW
STANDARD           108                   895-8836300    CONNECTING ROD                                             1      NEW
STANDARD           AT418D4               874-6156970    CUTTER                                                     2      NEW
STANDARD           BRY-141               899-8976700    SOPORTES ESTRUCTURALES                                     3      NEW
STANDARD           719-004               895-8580490    ADAPTADOR                                                  2      NEW
STANDARD           70543                 895-8580370    MANGUERAS                                                  2      NEW
STANDARD           MS3106A14S5P          890-7834760    CONECTOR                                                   1      NEW
STANDARD           MS21900-12            824-2319040    ACOPLES                                                    1      NEW
STANDARD           8730186               895-8600200    ROTOR                                                     15      NEW
STANDARD           AN6246-11             895-8611200    ANILLOS                                                    1      NEW
STANDARD           1/8"-32THREADS        874-6714900    HERRAMIENTA                                               23      NEW
STANDARD           A81-115               890-7578280    APARATOS EMPALME ELECTRICO                                 1      NEW
STANDARD           MS3106A-24-2P         890-7834720    CONECTORES                                                 1      NEW
STANDARD           MS3106A14S2P          890-7834750    CONECTORES                                                 2      NEW
STANDARD           MS3106A14S7P          890-7834770    CONECTORES                                                 2      NEW
STANDARD           8731929               895-3578420    IMPULSORES                                                 1      NEW
STANDARD           1801-16 OZ            871-5200000    SILVER BRAZING C                                           2      NEW
STANDARD           238-4294              899-9014750    PROTECTOR DE CAUCHO VULCANIZADO                           30      NEW
STANDARD           1430-0773             895-8689700    PINONES                                                    2      NEW
STANDARD           1430-0774             895-8689710    PINONES                                                    3      NEW
STANDARD           AMS5798-.040"X3FT     871-5405320    VARILLA PARA SOLDAR                                    2,200      NEW
STANDARD           6811-129              895-5830150    ACOPLE PARA USO EN MOTOR                                   2      NEW
STANDARD           763                   890-7571140    BATERIA ELECTRICA DE NIQUEL CADMIO                         2      NEW
STANDARD           76986                 895-8566980    EMPAQUETADURA DE CAUCHO VULCANIZADO                       11      NEW
STANDARD           BAC27TFDE0160         870-4522860    CALCOMANIAS ESPECIALES DE IDENTIFICACION                   2      NEW

STANDARD           740670                895-8644890    FUSIBLES ELECTRICOS PARA TENSIONES NOMINALES               7      NEW
STANDARD           147-0035-00           895-8595600    MOTORES ELECTRICOS                                         2      NEW
STANDARD           155-0078-10           895-8595650    MICROESTRUCTURAS ELECTRONICAS                              1      NEW
STANDARD           152-0195-00           895-8595620    SEMICONDUCTORES ELECTRICOS                                 1      NEW
STANDARD           B36-0                 890-7915630    CONECTOR ELECTRICO                                        18      NEW
STANDARD           5261                  890-8169750    Receptaculos                                              60      NEW
STANDARD           MIL-D-3716A           812-1365350    Limpiadores                                               15      NEW
STANDARD           55931-246             895-8653850    Aros                                                       2      NEW
STANDARD           A38003-22             895-5427360    Ganchos de acero                                           2      NEW
STANDARD           55930-110             895-8653840    ANILLOS DE CAUCHO VULCANIZADO SIN ENDURECER                5      NEW
STANDARD           2961-3/16"            874-5745140    BROCAS                                                    94      NEW
STANDARD           38A120QMV             801-0080550    RUEDAS PARA ESMERIL                                       11      NEW
STANDARD           33121                 874-6901250    LIMAS DE USO MANUAL                                        7      NEW
STANDARD           8844B                 895-8622260    MEDIDOR DE PRESION                                         4      NEW
STANDARD           1512MC3G2AB           895-8614350    MOTOR HIDRAULICO                                           2      NEW
STANDARD           MS27534-22D           895-3518400    INT.ELECT.TENSION INFERIOR                                 5      NEW
STANDARD           2214                  895-5794360    CORREAS DE TRANSMISION                                     1      NEW
STANDARD           4314A239              874-6506600    LIMAS ESCOFINAS METALES                                    5      NEW
STANDARD           506249                874-1002490    AMORTIGUADORES Y SELLOS                                   15      NEW
STANDARD           232-8652              802-7800620    RODILLOS PARA RODAMIENTO                                  11      NEW
STANDARD           2860A71               874-6092940    BROCAS INTERCAMBIABLES                                     2      NEW
STANDARD           2860A72               874-6092950    BROCAS INTERCAMBIABLES                                     2      NEW
STANDARD           311-1538-00           895-5416580    POTENCIOMETROS                                             1      NEW
STANDARD           2986A54               874-6093940    BROCAS                                                    12      NEW
STANDARD           2986A56               874-6093960    BROCAS                                                     6      NEW
STANDARD           2986A58               874-6093980    BROCAS                                                     6      NEW
STANDARD           2986A53               874-6093930    BROCAS                                                     6      NEW
STANDARD           2986A59               874-6093990    BROCAS                                                     6      NEW
STANDARD           2986A57               874-6093970    BROCAS                                                     6      NEW
STANDARD           1872                  895-5794150    TABLAS                                                     2      NEW
STANDARD           2120                  839-3522100    CABLE ELECTRICO                                           10      NEW
STANDARD           MS21915-16-8          824-2327870    BUJES/MOTOR                                                3      NEW
STANDARD           SLV299                895-8689390    ACOPLES MOTOR                                              1      NEW
STANDARD           SESU261               874-6650700    CONECTORES ELECTRICOS                                     19      NEW
STANDARD           328137-1              895-8599560    TAPA                                                       1      NEW
STANDARD           102480-4              895-8598460    ARANDELAS DE ACERO                                         2      NEW
STANDARD           Y325-10               895-8519680    ORING                                                      9      NEW
STANDARD           42313                 895-8842700    BEARING                                                    4      NEW
STANDARD           43989                 895-8842720    MUFFLER                                                    4      NEW
STANDARD           44541                 895-8842760    BEARING                                                    2      NEW
STANDARD           44531                 895-8842740    CYLINDER                                                   2      NEW
STANDARD           44538                 895-8842750    BLADE                                                      4      NEW
STANDARD           86948                 895-4299800    PIN                                                        2      NEW
STANDARD           1711                  895-5464650    ACOPLES PARA MOTOR                                         2      NEW
STANDARD           7M-714                895-5472450    BOQUILLA PARA VALVULA                                      1      NEW
STANDARD           7M50                  895-8682400    AISLADOR PARA REPARACIONES                                 1      NEW
STANDARD           838151                892-9034910    FUSIBLES ELECTRICOS                                       24      NEW
STANDARD           8730022               895-5416160    ANILLOS, SELLOS CAUCHO                                     1      NEW
STANDARD           8729448               895-5416130    ANILLOS, SELLOS CAUCHO                                     1      NEW
STANDARD           8729426               895-5416140    ANILLOS, SELLOS CAUCHO                                     1      NEW
STANDARD           36-0004-10            890-8018580    FUSIBLES ELECTRICOS                                       24      NEW
STANDARD           616961                895-5415320    AROS MATERIAS PRIMAS                                      12      NEW
STANDARD           2956A24               874-6092120    BROCAS HELICOIDALES                                       26      NEW
STANDARD           69888                 895-8831340    RODAMIENTO DE BOLAS                                        1      NEW
STANDARD           FLR316                895-8688930    ELEMENTO FILTRANTE                                         1      NEW
STANDARD           RRT-250               895-0041470    ANILLOS METALICOAS PARA MOTOR                              2      NEW
STANDARD           BP4                   890-7574650    BATERIAS ELECTRICAS RECTANGULARES DE NIQUEL                2      NEW
STANDARD           55361                 895-8652660    Empaques de caucho vulcanizado                             5      NEW
STANDARD           55916-43              895-8653030    Anillos de Caucho vulcanizado                             11      NEW
STANDARD           64205                 895-8701580    Empaques de caucho vulcanizado                             4      NEW
STANDARD           4596                  890-7619990    LAMPARAS DE INCANDESCENCIA MINIUATURA                      1      NEW
STANDARD           5144685               895-8691500    BOMBAS DE ACEITE CON DISPOSITIVO MEDIDOR                   1      NEW
STANDARD           55044                 895-8651320    EMPAQUES DE CAUCHO VULCANIZADO                             4      NEW
STANDARD           8052-0319             829-2557540    ACOPLADOR PARA USO EN MOTOR                                2      NEW
STANDARD           83594                 895-8653740    PARTES DE USO GENERAL                                      1      NEW
STANDARD           25-10076-0A           895-8644830    INTERRUPTORES ELECTRICOS                                   3      NEW
STANDARD           28AS02-11253          895-0028510    EMBRAGUES PARA MOTOR                                       2      NEW
STANDARD           620-9350              895-8614540    MOTOR ELECTRICO                                            2      NEW
STANDARD           TG69                  874-6847200    ALICATES                                                   1      NEW
STANDARD           PR36                  874-6847880    RETENEDORES DE GRASA                                      75      NEW
STANDARD           2930A83               874-6086370    BROCAS                                                     9      NEW

STANDARD           2930A78               874-6086290    BROCAS                                                    11      NEW
STANDARD           2930A87               874-6086750    BROCAS                                                    11      NEW
STANDARD           2930A88               874-6086770    BROCAS                                                    13      NEW
STANDARD           2930A82               874-6086350    BROCAS                                                     9      NEW
STANDARD           57010                 895-5821850    SEPARADORES                                                2      NEW
STANDARD           62395T69              895-8611000    RODILLOS                                                   4      NEW
STANDARD           2930A98               874-6087560    BROCAS INTERCAMBIABLES                                    18      NEW
STANDARD           2930A92               874-6086800    BROCAS INTERCAMBIABLES                                     9      NEW
STANDARD           2930A93               874-6086820    BROCAS INTERCAMBIABLES                                    13      NEW
STANDARD           2930A95               874-6087500    BROCAS INTERCAMBIABLES                                    10      NEW
STANDARD           2930A97               874-6087540    BROCAS INTERCAMBIABLES                                    10      NEW
STANDARD           600588                870-8184250    EMPAQUES DE CAUCHO VUL.                                  130      NEW
STANDARD           3591-5CN0469          895-0049280    TORNILLOS DE ACREO ROSCADO                                41      NEW
STANDARD           86366A                895-8820180    SELLOS DE CAUCHO                                           2      NEW
STANDARD           55120                 895-8652200    REJILLAS DE USO GENERAL                                    5      NEW
STANDARD           55925-110             895-8653170    ANILLOS/CAUCHO                                            13      NEW
STANDARD           152-0808-00           895-8595640    CABLE ELECT. AISLADO PARA UNA TENSION                     12      NEW
STANDARD           444-138-001           895-8645490    PARTES DE USO GENERAL AERODINOS                            1      NEW
STANDARD           TR66                  895-5786950    TRANSMISOR EMISOR DE COMUNICACION                          1      NEW
STANDARD           2522A863              874-6778020    JUEGO DE BROCAS INTERCAMBIABLES                            4      NEW
STANDARD           55902-43              895-8652910    AROS METALICOS Y PULSADORES PARA USO EN MOTOR              2      NEW
STANDARD           2-120-010             879-7437200    ARANDELAS DE ACERO                                        10      NEW
STANDARD           B131                  801-0066290    RUEDAS ESMERIL                                            17      NEW
STANDARD           B123GRIT38A120        801-0066220    RUEDAS ESMERIL                                            94      NEW
STANDARD           PTKEC1-37-1B          895-0029580    INTERRECTUROS ELECT. TENSIONES NOM.                        1      NEW
STANDARD           BAC27EWG-39           870-5190150    MARKER                                                     1      NEW
STANDARD           46862                 895-5417430    SELLOS PROTECTORES Y ANILLOS VULCANIZADOS                 27      NEW
STANDARD           AC9516F1J             895-0023690    FILTROS PARA MOTORES                                       3      NEW
STANDARD           3-037341              873-5575210    ARTICULACION ENTRADA EXTERIOR                              3      NEW
STANDARD           Q/9864-P/9696/1       890-7593300    PASODORES DE CERRE SIN ROSCAR                              2      NEW
STANDARD           2-612                 895-8614340    CALIBRADORES MANUALES                                    158      NEW
STANDARD           408-001               890-8125960    LAMPARA                                                    2      NEW
STANDARD           PPC-910A              874-5895650    PUNZONES PARA MARCAR EN ACERO                              2      NEW
STANDARD           GLA62                 874-5739000    REDUCTORES                                                 6      NEW
STANDARD           MS3476L14-19S         890-8415210    CONECTORES ELECTRICOS                                      2      NEW
STANDARD           916-181               895-8649670    BASE ESTRUCTURAL PARA MESA                                 2      NEW
STANDARD           H0S-1017              895-8688100    MANGUERAS DE CAUCHO SIN ENDURECER                          2      NEW
STANDARD           419747                895-0029060    BOTON DE CONTACTO                                         14      NEW
STANDARD           BTW3A                 895-5851130    CUBIERTAS DE USO EN AERODINOS                              7      NEW
STANDARD           BTW2A                 895-5851100    CUBIERTAS DE USO EN AERODINOS                              4      NEW
STANDARD           2956A56               874-6092040    BROCAS EN ACERO                                           14      NEW
STANDARD           BAC27TAP45            870-4520150    SENALIZACIONES                                             1      NEW
STANDARD           357889                895-5415980    circuitos elect.                                           3      NEW
STANDARD           APJ-6485              890-7736150    CONECTOR ELECTRICO                                         1      NEW
STANDARD           FB325A                874-6369250    JUEGO DE CARGA ELECT.                                     73      NEW
STANDARD           TK-2                  874-6925370    JUEGO DE PRUEBA                                            2      NEW
STANDARD           55925-340             895-8652970    ANILLO                                                    13      NEW
STANDARD           55925-164             895-8652650    ANILLO                                                     4      NEW
STANDARD           377                   874-6212300    CABLE ELECTRICO                                            2      NEW
STANDARD           TP49-40               874-6062500    BROCAS                                                    14      NEW
STANDARD           TP91                  874-6739210    REMACHES                                                   6      NEW
STANDARD           3814K6                895-8587020    Indicador de presion electrica 0-30                        1      NEW
STANDARD           A800100-2             816-1583140    Botella de acero con soldadura para extintor               6      NEW
STANDARD           915-74C               895-8645860    Piston, y parte de motor para avaion                       2      NEW
STANDARD           71010084003           895-5425230    PARTE ESTRUCTURAL ACOPLE                                   4      NEW
STANDARD           QQ-S-571E/.060DIA/    871-5339080    PARTES Y ELEMENTOS DE USO EN AVAIACION                     7      NEW
STANDARD           46858                 895-5417420    PLATO AERODINO                                             3      NEW
STANDARD           55925-249             895-8653040    ANILLO MOTOR                                               2      NEW
STANDARD           CBS-8-2-N-16F         895-0025210    MANGUITOS DE FUNDICION DE ACERO                          102      NEW
STANDARD           481-007               830-2115010    FILTRO                                                    14      NEW
STANDARD           CEE BEE 10            814-1502060    ESCOBAS                                                    3      NEW
STANDARD           41100861              895-5416620    ASPAS                                                     10      NEW
STANDARD           41100858              895-5416610    PLATOS                                                     2      NEW
STANDARD           2986A67               874-6094010    ACOPLES                                                    3      NEW
STANDARD           5020105               895-5416720    BALINERAS                                                  2      NEW
STANDARD           10-10-10D             895-0049800    EMPAQUES DE CAUCHO VULCANIZADO                            13      NEW
STANDARD           8P-03                 895-9989150    FILTROS DE MOTORES                                         4      NEW
STANDARD           E1M1C5A2X             895-8620900    CALIBRADORES DE USO MANUAL                                 1      NEW
STANDARD           M038                  897-8919200    BOLSAS DE PLASTICO PARA EMPACAR ALIMENTOS              1,649      NEW
STANDARD           1000-9-6              895-0050200    CIILINDROS HIDRAULICOS DE USO EN MOTOR                     2      NEW
STANDARD           11-2923-45            896-8906100    PAPEL DE LIJA                                              2      NEW
STANDARD           MF-114                801-0071800    RUEDAS ESMERILADORAS                                       6      NEW
STANDARD           86A                   874-6000470    HERRAMIENTAS DE UO MANUAL                                 73      NEW
STANDARD           MM-110-18             874-5792550    REMACHES DE ACERO SIN ROSCAR                              14      NEW
STANDARD           CM8270                890-3423010    LAMPARAS ELECTRICAS                                       12      NEW
STANDARD           EJA21V                890-7672980    LAMPARAS ELECTRICAS                                        1      NEW

STANDARD           615A16                895-8601160    ESPACIADORES                                               8      NEW
STANDARD           376582                895-5416350    FUSIBLES                                                  18      NEW
STANDARD           601246                872-5411660    CALCOMANIAS                                                3      NEW
STANDARD           1900                  801-0003300    LUBRICANTES QUE CONTIENEN ACEITES DE PETROLEO              2      NEW
STANDARD           FLR-319               895-8689220    ELEMENTOS FILTRANTES                                       4      NEW
STANDARD           40-621-559-74         890-4000090    LAMPARAS ELECTRICAS                                       10      NEW
STANDARD           40-621-179-99         890-4000050    LAMPARAS ELECTRICAS                                       27      NEW
STANDARD           81544                 895-8831480    ROTORES                                                    7      NEW
STANDARD           MS20819-3             824-2173270    ACOPLES                                                   18      NEW
STANDARD           1420-0312             890-7571200    BATERIAS                                                   1      NEW
STANDARD           40-621-170-35         890-4000030    LAMPARAS                                                   6      NEW
STANDARD           40-621-559-71         890-4000070    LAMPARAS                                                  10      NEW
STANDARD           MS3476L14-19SX        890-8415220    CONNECTOR                                                  4      NEW
STANDARD           152-0071              890-7618700    RESISTENCIAS                                               6      NEW
STANDARD           TC-315                895-0028550    REGULADOR                                                  2      NEW
STANDARD           LM317T                895-5813850    REGULADOR                                                  1      NEW
STANDARD           H0S-1011              895-8688460    MANGUERAS DE CAUCHO                                        2      NEW
STANDARD           RNG1291               895-8688760    ANILLOS PARA MOTOR                                         1      NEW
STANDARD           711-018               895-9700300    BOQUILLA PARA VALVULA ELECTRICA                            5      NEW
STANDARD           4451A44               874-6335130    LIMAS DE USO MANUAL TALLER                                10      NEW
STANDARD           4278A12               874-6335090    LIMAS DE USO MANUAL TALLER                                10      NEW
STANDARD           4451A39               874-6335110    LIMAS DE USO MANUAL TALLER                                10      NEW
STANDARD           S15-00511             895-8644150    JUEGO DE PISTONES                                          1      NEW
STANDARD           615B44-1              895-8601500    MECANISMO DE SEGURIDAD                                     1      NEW
STANDARD           SIDIN110/630A         890-8295680    ADAPTADORES PARA FUSIBLES ELECTRICOS                       4      NEW
STANDARD           MS3102A20-4P          890-7833150    CONECTORES ELECTRICOS                                      2      NEW
STANDARD           55621                 895-8652810    TUBOS EN ALUMINIO                                          6      NEW
STANDARD           312005                890-8027500    FUSIBLES                                                  13      NEW
STANDARD           86329                 895-8820090    MANGUERAS                                                  1      NEW
STANDARD           71010081002           895-5425250    ACOPLES METALICOS                                          2      NEW
STANDARD           71010081003           895-5425030    ACOPLES METALICOS                                          5      NEW
STANDARD           71010084001           895-5425090    ACOPLES METALICOS                                          4      NEW
STANDARD           4919                  895-0010330    RESORTES                                                   2      NEW
STANDARD           68035                 895-5830000    SELLANTES                                                  2      NEW
STANDARD           BAC29UPPS0137         870-1100020    CALCOMANIAS                                               40      NEW
STANDARD           220540                895-8569120    ARTICULOS PARA ENVASADO                                  107      NEW
STANDARD           CET20-8               874-6925200    TERMINALES PLASTICAS                                       7      NEW
STANDARD           CET-C8                874-5895610    TERMINALES PLASTICAS                                      20      NEW
STANDARD           11142                 863-4413950    TORNILLOS                                                 10      NEW
STANDARD           872-008-001           895-5475250    PANTALLA                                                   2      NEW
STANDARD           DRK95-22M             874-5895550    HERRAMIENTAS DE MANO                                      17      NEW
STANDARD           732-010               895-9712110    TUBOS METALICOS                                           60      NEW
STANDARD           250cp6                895-8569250    recipientes plasticos                                      5      NEW
STANDARD           55925-328             895-8652950    EMPAQUES DE CAUCHO                                         7      NEW
STANDARD           55902-51              895-8652930    EMPAQUES DE CAUCHO                                         3      NEW
STANDARD           55925-011             895-8653070    EMPAQUES PARA MOTOR DE EMBOLO                             35      NEW
STANDARD           55925-334             895-8652990    ANILLOS DE CAUCHO                                          1      NEW
STANDARD           220252                895-8569270    TAPONES PLASTICOS                                        100      NEW
STANDARD           5884                  814-1533480    TURCO CLEANER                                            208      NEW
STANDARD           GXB1618A              874-6916380    LLAVES DE AJUSTE                                          29      NEW
STANDARD           GXB1214A              874-6916390    LLAVES DE AJUSTE                                          29      NEW
STANDARD           SDM320A               874-6909870    REPUESTOS PARA DESTORDNILLADORD                           30      NEW
STANDARD           STO12B                874-6268620    DESTORDNILLADORDES TIPO ESTRELLA                          69      NEW
STANDARD           SDM321B               874-6909880    PATAS PARA DESTORDNILLADORDES TIPO ESTRELLA               81      NEW
STANDARD           GSDDP22               874-6267750    DESTORDNILLADORDES TIPO ESTRELLA                          22      NEW
STANDARD           GR810A                874-6916310    LLAVES DE TRINQUETES PARA LAS PUERTAS                      2      NEW
STANDARD           GSDDP42               874-6273750    DESTORDNILLADORD TIPO CURVO                               57      NEW
STANDARD           GXB2024A              874-6916370    LLAVES PARA DESENRROSCAR                                  30      NEW
STANDARD           GSDD2                 874-6268320    DESTORDNILLADORDES TIPO PALA                              69      NEW
STANDARD           GR1618A               874-6916330    LLAVES PARA DESENRROSCAR                                  10      NEW
STANDARD           GA427A                874-6138750    CINTA METRICA                                              2      NEW
STANDARD           137CP                 874-6850000    PINZAS                                                    80      NEW
STANDARD           YA2800                874-6157950    JUEGO DE REPUESTOS                                         2      NEW
STANDARD           VP7R                  874-6871270    LLAVES DE AJUSTE                                           1      NEW
STANDARD           AW1013AK              874-7300030    KHEX WR SE                                                24      NEW
STANDARD           8HR                   874-6415000    LIMA, ESCOFINA Y HERRAMIENTAS SIMILARES                   33      NEW
STANDARD           220555                895-8569150    PARTES Y ELEMENTOS DE USO EXCLUSIVO EN
                                                        AERODINOS: ACCESORIOS DE TUBERIA                         644      NEW
STANDARD           TQN156                874-1000690    BURILES DE RAYADO                                          2      NEW
STANDARD           TQN61                 874-1000680    REMOVEDOR METALICO                                         2      NEW
STANDARD           TQN217                874-1000700    BARRA DE SUJECION                                          1      NEW
STANDARD           AXAREL 2200           814-1510210    ADITIVO ANTICORROSIVO                                     45      NEW
STANDARD           B7-5077               839-3522230    BOLSAS ANTIESTATICAS                                     655      NEW
STANDARD           B7-9999(24X36)        839-3522290    BOLSAS ANTIESTATICAS DE PROTECCION DE ELE.                 1      NEW
STANDARD           471-3M                806-1153270    CINTA ADHESIVA                                             1      NEW
STANDARD           H-81604-20            874-6350610    GUANTES PLASTICOS                                         10      NEW
STANDARD           H-81604-00            874-6350630    GUANTES PLASTICOS                                          2      NEW
STANDARD           42D8331               899-9024000    HERRAMIENTAS DE MANO                                      10      NEW

STANDARD           GV01214B              874-7300000    WRENCH                                                    30      NEW
STANDARD           GV01618B              874-7300010    WRENCH                                                    30      NEW
STANDARD           GR1214A               874-6916320    LLAVE 3/8 - 7/16                                           9      NEW
STANDARD           P-06536-20            895-0000760    GLASS VACUUM DESICCATORS                                   2      NEW
STANDARD           2896A21               874-5986250    BROCA DE PERFORACION                                      11      NEW
STANDARD           55931-256             895-0001000    EMPAQUES PLASTICO                                          3      NEW
STANDARD           55931-244             895-0000980    EMPAQUES PLASTICO                                          4      NEW
STANDARD           23061                 899-9099050    MANUFACTURAS DE ALUMINIO                                   5      NEW
STANDARD           PR1826B1/2            806-1235950    COMPUESTO DE SELLANTES                                     7      NEW
STANDARD           9059T15               887-7452000    CIERRES GANCHOS,ETC,                                     102      NEW
STANDARD           M-11029-1             813-0015410    CORDON,DELGADO                                         1,000      NEW
STANDARD           54035A71              874-6283050    DESTORNILLADOR DE PALA                                     2      NEW
STANDARD           54035A73              874-6283090    DESTORNILLADOR DE PALA                                     2      NEW
STANDARD           54035A72              874-6283070    DESTORNILLADOR DE PALA                                     2      NEW
STANDARD           5714A23               874-6283030    4 DESTORNILLADORES                                         1      NEW
STANDARD           5714A4                874-6283010    6 DESTORNILLADORES DE PALA                                 1      NEW
STANDARD           P-06518-40            895-0000750    DESSICATOR PLATES                                          4      NEW
STANDARD           P1481-4L              832-4900030    PHOSPHORIC ACID 75% TECH ***MP***                          4      NEW
STANDARD           TQR200-20             895-0003650    DISPARADOR DE MUELLE                                       1      NEW
STANDARD           RKR980                895-0003530    JUEGO RATCHETS                                             1      NEW
STANDARD           RKR70FMA              895-0004230    KIT DE SERVICIO (QJR217B)                                  1      NEW
STANDARD           604207                870-5190800    LISTA DE EMPAQUE                                       4,250      NEW
STANDARD           CR2248-5-7            848-4370330    REMACHE DE ACERO                                          86      NEW
STANDARD           CR2249-5-5            848-4371520    REMACHE DE ACERO                                         799      NEW
STANDARD           MS21919WH20           813-0010650    ABRAZADERA .                                               6      NEW
STANDARD           DC33                  832-2988090    GRASA LIVIANACR-230146/45                                 38      NEW
STANDARD           AN814-4DL             824-2215520    TAPON                                                     24      NEW
STANDARD           RTV106                806-1179670    ADHESIVO ESPICIFICACION MIL-A-46106                        1      NEW
STANDARD           RTV102                806-1101090    ADHESIVO                                                   2      NEW
STANDARD           BACG20X1C             818-1419700    OJETES                                                    18      NEW
STANDARD           PD80                  827-2503380    TAPON                                                     86      NEW
STANDARD           MS28778-4             830-2614760    ANILLO DE PLASTICO                                        14      NEW
STANDARD           PR-1422-B1/2          806-1235990    SELLANTE                                                   1      NEW
STANDARD           ROCOL251              832-2993100    LUBRICANTE                                                 8      NEW
STANDARD           PL32                  806-1172880    PEGANTE                                                    3      NEW
STANDARD           MS28775-224           830-2616410    EMPAQUE DE CAUCHO                                         79      NEW
STANDARD           MIL-G-21164D          832-3002800    GRASA AEROSHELL 17                                        26      NEW
STANDARD           MS124735              803-0811640    INSERTADOR                                                12      NEW
STANDARD           RE1115-101            897-8916900    AGUA PURIFICADA                                           81      NEW
STANDARD           280-2745-130          890-7749200    LABEL,ESD                                                 45      NEW
STANDARD           830-1492-001          890-7749140    ROTULO                                                    45      NEW
STANDARD           428-0282-050          801-0020670    ESCOBILLA N.30 AWG                                        33      NEW
STANDARD           NAS1388-1             890-8467180    CONTACTO CON ALUMINIO                                      1      NEW
STANDARD           BMS4-4,TYPE3-10N      806-1187490    BARRA DE ALUMINIO                                          1      NEW
STANDARD           PS860B1-6             806-1178770    SELLANTE                                                   1      NEW
STANDARD           NAS816-91             827-2504240    TAPON                                                     79      NEW
STANDARD           NAS813-24             827-2502760    TAPON                                                     66      NEW
STANDARD           NAS813-28             827-2502790    TAPON                                                      4      NEW
STANDARD           BACB30MY6K3X          804-2181830    PERNO                                                     46      NEW
STANDARD           MS21256-2             813-1480020    GANCHO DE ACERO                                            2      NEW
STANDARD           NAS816-75             827-2504140    TAPON                                                     79      NEW
STANDARD           CD14                  827-2501630    TAPA CONECTOR                                            135      NEW
STANDARD           NAS814-8B             827-2503150    TAPON                                                      9      NEW
STANDARD           WW10                  827-2505110    TAPA                                                      53      NEW
STANDARD           PR1422B2              806-1235970    SELLANTE Y ACELERANTE 12ONZ                                1      NEW
STANDARD           PD-50                 827-2503350    CUBIERTA ESTRUCTURAL                                     199      NEW
STANDARD           16065T71              890-8451670    CARTUCHO                                                  30      NEW
STANDARD           M39029-31-241         890-7814890    CONTACTO ELECTRICO                                        70      NEW
STANDARD           BACW10UC10            879-7405010    ARANDELA DE ALUMINIO                                1,983.00      NEW
STANDARD           NAS816-86             827-2504210    TAPON                                                     71      NEW
STANDARD           NAS-816-62            827-2504020    TAPONES PLASTICOS                                         58      NEW
STANDARD           MS9058-04             830-2614530    ANILLO DE PLASTICO                                         1      NEW
STANDARD           M12149-1              899-8957330    HILO NYLON                                                 1      NEW
STANDARD           M11944-8              899-8957310    CONO HILO NYLON                                            1      NEW
STANDARD           LOCTITE242            806-1251630    TUBOS DE SELLANTE LOCTITENO. 242.                         11      NEW
STANDARD           B7-9999               839-3522240    ANTI-STATIC BAGS 18X24"                                  500      NEW
STANDARD           A4                    806-1142300    ADHESIVO PARA METAL                                        2      NEW
STANDARD           BACC10DK8             813-0015280    ABRAZADERA DE ACERO                                       82      NEW
STANDARD           MS24588-4             827-2462490    NIPPLE                                                    33      NEW
STANDARD           AN806-4               824-2201100    TAPON                                                      8      NEW
STANDARD           PR-1440-B1/2          806-1235870    SELLANTE                                                   2      NEW
STANDARD           MS18029-11S4          890-8378890    TAPA                                                      47      NEW
STANDARD           006-1651-000          874-0002130    HERRAMIENTA DE INSERTAR                                    1      NEW
STANDARD           NAS813-8              827-2502600    CUBIERTA ESTRUCTURAL                                      97      NEW
STANDARD           NAS9302B6-03          848-4371890    SUJETADORES                                               12      NEW
STANDARD           16065T51              890-8451610    CARTUCHO                                                  13      NEW
STANDARD           A-A52094 (TEX 80)     899-8957370    HILO ALGODON                                               2      NEW

STANDARD           M83248-1-226          830-2810830    EMPAQUE DE TEFLON                                          3      NEW
STANDARD           BAC27TCT0010          870-4520500    CALCOMANIA                                                 4      NEW
STANDARD           ST1140-09             830-2826020    EMPAQUETADURA                                              5      NEW
STANDARD           DC-732-CLR-4.7        806-1181710    SILICONA 4.7 OZ                                           12      NEW
STANDARD           Q4632                 890-7622010    LAMPARA                                                    4      NEW
STANDARD           S11717-16             830-2828520    ANILLO DE PLASTICO                                        17      NEW
STANDARD           24M220                890-7742180    VASOS PARA BATERIA                                        13      NEW
STANDARD           BACB30FQ12-25         804-1027470    PERNO                                                     18      NEW
STANDARD           BACN10JC10CM          835-3216210    TUERCA                                                    17      NEW
STANDARD           BACR10V5              835-3344720    RETENEDOR                                                 13      NEW
STANDARD           BACG20X2              818-1652060    EMPAQUE DE CAUCHO                                         41      NEW
STANDARD           APJ6485               890-8380250    TAPON                                                      1      NEW
STANDARD           BACC63BN12C3S         890-7817430    CONECTOR ELECTRICO                                         3      NEW
STANDARD           BACR15DA4-3           848-4376970    REMACHE DE ACERO                                         350      NEW
STANDARD           BACW10P67S            879-7404860    ARANDELA DE ALUMINIO                                     356      NEW
STANDARD           BACR15BA6B15          848-4482090    REMACHE                                                   43      NEW
STANDARD           10-60806-1050         890-8376050    CORTA-CIRCUITO ELECTRICO                                   3      NEW
STANDARD           MS9388-025            830-2614400    EMPAQUE DE CAUCHO SEMIRIGIDO                              13      NEW
STANDARD           NAS1611-135           830-2623230    EMPAQUE DE CAUCHO                                         28      NEW
STANDARD           MS28783-2             830-2619430    ANILLO DE CAUCHO                                          55      NEW
STANDARD           BACR15CE5D6           848-4246490    REMACHE DE ACERO                                          44      NEW
STANDARD           BACJ40K5A5A10         890-8157420    PUENTE                                                    19      NEW
STANDARD           MS90362-3             890-8167000    RECEPTACULO CONECTOR                                       3      NEW
STANDARD           MS24566-1B            823-1755150    POLEA DE PLASTICO                                          1      NEW
STANDARD           AS3208-11             830-2615220    EMPAQUE                                                   55      NEW
STANDARD           MS9886-08             804-1198910    PERNO DE ACERO                                             7      NEW
STANDARD           S12561-429            830-2828590    SELLO DE CAUCHO                                            1      NEW
STANDARD           AN960PD8              879-7230220    ARANDELA DE ALUMINIO                                       6      NEW
STANDARD           BACN10KB3CFM          835-3217000    TUERCA                                                    53      NEW
STANDARD           MS24665-374           841-3598850    PASADOR DE ACERO                                          59      NEW
STANDARD           MS14101-16            803-0327820    BALINERA CR- 630450                                        4      NEW
STANDARD           MS51861-45            863-5335450    TORNILLO DE ALUMINIO                                     197      NEW
STANDARD           MS20002C6             879-7266790    ARANDELA DE ALUMINIO                                      16      NEW
STANDARD           5013CW                890-8497590    TUBO EN ALUMINIO CON ACOPLES                               2      NEW
STANDARD           BACS21X9              818-1646550    TORNILLO DE ALUMINIO                                      17      NEW
STANDARD           BACS21X6              818-1646520    TORNILLO DE ALUMINIO                                       4      NEW
STANDARD           MS27291-2             890-7551840    SOPORTE DE ACERO PARA CABLE                               33      NEW
STANDARD           NAS514P428-12         863-4865300    TORNILLO DE ALUMINIO                                     606      NEW
STANDARD           BACT12AC48            890-8467120    TERMINAL ELECTRICA                                       497      NEW
STANDARD           031-0770-000          890-8242690    ENCHUFLE HEMBRA                                           16      NEW
STANDARD           BACB30GW6-7           804-0490540    PERNO                                                    141      NEW
STANDARD           MS21251B3S            823-1987020    TENSOR                                                     2      NEW
STANDARD           BACN10JC5CM           835-3216370    TUERCA DE ACERO                                           71      NEW
STANDARD           MS29513-223           830-2602740    EMPAQUE DE CAUCHO                                         53      NEW
STANDARD           AN960C1216            879-7256330    ARANDELA DE ALUMINIO                                     158      NEW
STANDARD           MS35649-244           835-3390950    TUERCA DE ACERO                                          306      NEW
STANDARD           NAS514P1032-18        863-4864670    TORNILLO DE ALUMINIO                                     213      NEW
STANDARD           BACS20A5C             818-1686480    RESORTE                                                   20      NEW
STANDARD           NAS514P632-6          863-4865560    TORNILLO DE ALUMINIO                                      30      NEW
STANDARD           AN310C8               835-3138760    TUERCAS                                                   17      NEW
STANDARD           08457-6               830-2830850    SELLO                                                    11       NEW
STANDARD           MS9034-10             804-1149340    PERNO DE ACERO                                           488      NEW
STANDARD           BACS21AE14A10         818-1646480    TORNILLO DE ACERO                                         61      NEW
STANDARD           BACC10DK12            813-0015120    ABRAZADERA DE ACERO                                       33      NEW
STANDARD           AN901-4C              830-2655000    ARANDELA DURALUMINIO                                      39      NEW
STANDARD           MS28775-114           830-2616090    EMPAQUE DE CAUCHO                                         66      NEW
STANDARD           MS29513-114           830-2602700    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           BACB30LU3-10          863-4865980    TORNILLO DE ALUMINIO                                      10      NEW
STANDARD           BACC30M6              803-0433930    COLLAR                                                   629      NEW
STANDARD           NAS1612-8             830-2625980    ANILLO CR-329010 DE CAUCHO                                 1      NEW
STANDARD           MS9386-112            830-2614950    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           5008WW                890-8497560    TUBO FLUORESCENTE                                          9      NEW
STANDARD           BACN10KB4CL           835-3217020    TUERCA                                                    61      NEW
STANDARD           D202P3                890-8370220    INTERRUPTOR                                                1      NEW
STANDARD           CR2249-6-5            848-4371780    REMACHE DE ACERO                                         137      NEW
STANDARD           10-61906-4            803-0485810    BUJE                                                      23      NEW
STANDARD           MS9208-06             804-1154060    PERNO                                                      4      NEW
STANDARD           9005-4200             890-7575150    CONJUNTO CIRCUTO ELECTRONICO                               9      NEW
STANDARD           CA3108K10SL3S         890-7917040    TAPON                                                      7      NEW
STANDARD           MS3106R12S3S          890-7799070    CONECTOR ELECTRICO                                        11      NEW
STANDARD           AN6227B23             830-2750000    EMPAQUE DE CAUCHO                                         10      NEW
STANDARD           MS29513-222           830-2619990    EMPAQUE                                                    2      NEW
STANDARD           BACB30LU3-7           863-4865950    TORNILLO DE ALUMINIO                                      94      NEW
STANDARD           1511-A/B              806-1187340    RESINA Y ENDURECEDOR EPOXICO                               1      NEW
STANDARD           MS29513-241           830-2620170    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           BACJ40K7A28A8         890-8391470    CABLE TERMINAL DE ACERO                                   93      NEW
STANDARD           MS24665-183           841-3597000    CHAVETAS                                                 371      NEW

STANDARD           WA5572-100-108        873-5614480    CALENTADOR                                                 1      NEW
STANDARD           MS9316-04             863-4858960    TORNILLO DE ALUMINIO                                      99      NEW
STANDARD           MS9967-116            830-2823770    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS9320-12             879-7430120    ARANDELA DE ALUMINIO                                     423      NEW
STANDARD           MS24693S28            863-5300280    TORNILLO DE ALUMINIO                                     966      NEW
STANDARD           MS24693S50            863-5300500    TORNILLO                                                 241      NEW
STANDARD           MS35059-30            890-8359600    INTERRUPTOR                                                3      NEW
STANDARD           MS21913-6             824-2326620    TAPON                                                      7      NEW
STANDARD           MS90376-16Y           827-2501800    CUBIERTA ESTRUCTURAL                                      75      NEW
STANDARD           S12230-332            830-2829250    ANILLO DE CAUCHO                                           6      NEW
STANDARD           BACJ40K7A6A7          890-8157820    TERMINAL ELECTRICA DE ACERO                               12      NEW
STANDARD           AN320C8               835-3183800    TUERCA                                                    15      NEW
STANDARD           BACN10JQ33            835-3216910    TUERCA                                                    16      NEW
STANDARD           AN960PD916            879-7252680    ARANDELA                                            4,651.00      NEW
STANDARD           BACB30LU3-5           863-4865930    TORNILLO DE ALUMINIO                                4,381.00      NEW
STANDARD           BACB30LU4-1           863-4870770    TORNILLOS                                           1,330.00      NEW
STANDARD           MS9388-120            830-2615200    ANILLO DE CAUCHO                                          15      NEW
STANDARD           BACB10ET04            803-0238020    RODAMIENTO                                                95      NEW
STANDARD           AS3209-118            830-2614870    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS9388-017            830-2614580    EMPAQUE DE CAUCHO                                        173      NEW
STANDARD           MS9967-139            830-2823850    EMPAQUE DE CAUCHO                                         13      NEW
STANDARD           MS9089-10             804-1150340    PERNO                                                      4      NEW
STANDARD           MS21209F4-20          803-0863000    INSERTADOR                                                46      NEW
STANDARD           AN101009              804-1025900    PERNO DE ACERO                                           400      NEW
STANDARD           MS9316-05             863-4858970    TORNILLO DE ALUMINIO                                     390      NEW
STANDARD           MS9089-08             804-1150300    PERNOS                                                     6      NEW
STANDARD           AN101008              804-0461080    PERNO DE ACERO                                            29      NEW
STANDARD           BACB10B96             803-0313640    RODAMIENTO                                                23      NEW
STANDARD           BACB10EU08            803-0097200    RODAMIENTO                                                15      NEW
STANDARD           10-60545-200SA        803-0416030    RODAMIENTO CR 630698                                       1      NEW
STANDARD           MS20470AD8-7          848-4239120    REMACHE DE ACERO                                          34      NEW
STANDARD           MS14101-5             803-0327540    BALINERA                                                   9      NEW
STANDARD           BACR15BB6AD14         848-4516100    REMACHE                                                   35      NEW
STANDARD           AS3209-127            830-2615170    ANILLO                                                    80      NEW
STANDARD           MS9967-016            830-2823730    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           BACR15BB6D8           848-4510320    REMACHE DE ACERO                                          35      NEW
STANDARD           BACB30LU3-9           863-4865970    TORNILLO DE ALUMINIO                                     182      NEW
STANDARD           BACN10FX84            835-3351240    TUERCAS ALT TEMP ACERO                                    98      NEW
STANDARD           AS3208-16             830-2809090    EMPAQUE DE CAUCHO                                         27      NEW
STANDARD           MS9058-05             830-2614540    RING BACK UP BOOSS                                         2      NEW
STANDARD           MS9404-12             824-2201220    TAPON                                                      1      NEW
STANDARD           AS3209-044            830-2615440    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS9320-10             879-7430100    ARANDELA DE ALUMINIO                                5,120.00      NEW
STANDARD           MS9122-10             863-6005310    SCREW MACH HEX VER 863-6008370                           180      NEW
STANDARD           AN515-8R16            863-4666250    TORNILLO REDONDO 5/32X1"                                 837      NEW
STANDARD           BACB30FP6-4           804-1156740    PERNO DE ACERO                                            46      NEW
STANDARD           MS25171-1S-           890-8141290    CODO DE CAUCHO                                             9      NEW
STANDARD           MS9320-11             879-7430110    ARANDELA                                                  19      NEW
STANDARD           10-61899-9            803-0328160    BUJE                                                       5      NEW
STANDARD           BACB30FN6-6           804-1156170    PERNO DE ALUMINIO                                         61      NEW
STANDARD           AN815-8               824-2068750    ACOPLE DE ACERO                                           14      NEW
STANDARD           AN924-16D             824-2316250    TUERCA DURAL                                              11      NEW
STANDARD           bacr11ae3             818-1687580    BROCHE EN ALUMINIO                                        40      NEW
STANDARD           nas1611-114           830-2623000    EMPAQUE DE CAUCHO                                        120      NEW
STANDARD           nas1611-133           830-2623190    SELLO DE CAUCHO                                            8      NEW
STANDARD           ms21902-4             824-2323270    UNION DE ALUMINIO                                          8      NEW
STANDARD           ms24665-377           841-3598890    PASADOR DE ACERO                                          72      NEW
STANDARD           ms20002c10            879-7266870    ARANDELA DE ALUMINIO                                     297      NEW
STANDARD           AN6227B17             830-2743750    EMPAQUE DE CAUCHO                                         52      NEW
STANDARD           an737tw44             813-1432620    ABRAZADERA DE ACERO                                       15      NEW
STANDARD           bacg20x4c             818-1419900    EMPAQUE DE CAUCHO                                         59      NEW
STANDARD           1185-2cnx246          803-0840500    INSERTADOR                                                 9      NEW
STANDARD           BACC10BR3100A         813-1491580    CLAMP NORMAN                                              29      NEW
STANDARD           10-60754-40           830-2868940    SELLO DE PLASTICO                                          7      NEW
STANDARD           MS24665-143           841-3598830    PASADOR DE ACERO                                          10      NEW
STANDARD           NAS549EL1216          879-7270000    ARANDELA DE ALUMINIO                                     155      NEW
STANDARD           BACJ40K7A7A6          890-8157740    PUENTE                                                    27      NEW
STANDARD           BACS21AE6A4           818-1646460    ESPARRAGO                                                 10      NEW
STANDARD           AS3209-008            830-2809130    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           4353-487M             813-1382000    ABRAZADERA DE ACERO                                        1      NEW
STANDARD           NAS1291C06M           835-3229390    TUERCA DE ACERO                                           52      NEW
STANDARD           10-60952-2            803-0313460    RODAMIENTO                                                 2      NEW
STANDARD           3000-46-2             890-8262490    INTERRUPTOR                                                1      NEW
STANDARD           BACR15CE5D5           848-4246780    REMACHE DE ACERO                                          67      NEW
STANDARD           MS28774-115           830-2617810    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           NAS1611-234           830-2624200    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           MS29512-10            830-2883320    EMPAQUE                                                   69      NEW

STANDARD           F30T8WW               890-8496700    TUBO FLUORESCENTE                                         11      NEW
STANDARD           BACB10BA25            803-0226460    RODAMIENTO                                                 2      NEW
STANDARD           1191-3CN0380          803-0841800    INSERT                                                    33      NEW
STANDARD           BACS13AP4             824-2329110    MANGA DE CAUCHO                                           20      NEW
STANDARD           BACC45FT18-31S        890-7811870    CONECTOR                                                   1      NEW
STANDARD           BACR15BB3A6           848-4505240    REMACHE DE ACERO                                          14      NEW
STANDARD           BACB30LU5-5           863-4866330    TORNILLO DE ALUMINIO                                     280      NEW
STANDARD           AN960C516             879-7243700    ARANDELA DE ALUMINIO                                      19      NEW
STANDARD           AN320C4               835-3178800    TUERCA DE ALUMINIO                                        32      NEW
STANDARD           BACN10JR6CFM          835-3217540    TUERCA DE ACERO                                            7      NEW
STANDARD           NAS1612-6             830-2625960    ANILLO DE CAUCHO                                           3      NEW
STANDARD           NAS1351-4H20P         863-4872850    TORNILLO DE ALUMINIO                                      13      NEW
STANDARD           MS21916-10-6          824-2328240    UNION REDUCTORA ACERO                                      6      NEW
STANDARD           NAS1611-011           830-2621970    EMPAQUE DE CAUCHO                                        169      NEW
STANDARD           DT1531D               890-7593310    BOMBILLO                                                  43      NEW
STANDARD           BACN10YD2             835-3348270    TUERCA DE ACERO                                           20      NEW
STANDARD           BACB30NF4D82          804-1202550    PERNO DE ALUMINIO                                          2      NEW
STANDARD           BACB30FQ8-10          804-2395720    PERNO DE ACERO                                            39      NEW
STANDARD           BACS13AP10            824-2329180    MANGA DE CAUCHO                                            9      NEW
STANDARD           MS24665-376           841-3598880    CHAVETA DE ACERO                                          16      NEW
STANDARD           MS90451-6832          890-7604460    BOMBILLO MINIATURA                                         4      NEW
STANDARD           MS25383-1             890-8359430    SUICHE                                                     4      NEW
STANDARD           S11065-3005-5         830-2827830    ANILLO DE CAUCHO                                           4      NEW
STANDARD           AN960JD416            879-7240250    ARANDELA DE ALUMINIO                                1,312.00      NEW
STANDARD           NAS514P632-8P         863-4865550    TORNILLO DE ALUMINIO                                     104      NEW
STANDARD           MS24665-151           841-3596740    PASADOR DE ACERO                                          10      NEW
STANDARD           DPXB60                827-2494680    CUBIERTA ESTRUCTURAL                                      24      NEW
STANDARD           GE1619                890-7619020    BOMBILLO Y CONTACTO                                       22      NEW
STANDARD           312-250               890-8017430    FUSIBLE                                                   35      NEW
STANDARD           MS51861-29            863-5321830    TORNILLO DE ALUMINIO                                      31      NEW
STANDARD           MS9148-08             804-1152920    PERNO DE ACERO                                            85      NEW
STANDARD           MS20819-6             824-2323060    CONECTOR ELECTRICO                                        21      NEW
STANDARD           BACN10YD3             835-3215390    TUERCA DE ACERO                                          629      NEW
STANDARD           NAS1612-10            830-2626000    ANILLO DE CAUCHO                                           1      NEW
STANDARD           BACB30FN6-11          804-2179050    PERNO DE ALUMINIO                                        254      NEW
STANDARD           BACR15CE5B5           848-4489120    REMACHE DE ACERO                                          21      NEW
STANDARD           NAS514P832-8          863-4865590    TORNILLO DE ALUMINIO                                      14      NEW
STANDARD           NAS1611-220           830-2624060    EMPAQUE                                                    2      NEW
STANDARD           BACJ40K5A5A7          890-8157430    CABLE CONECTOR ELECTRICO                                  12      NEW
STANDARD           NAS1611-218           830-2624040    EMPAQUE DE CAUCHO                                         52      NEW
STANDARD           MS9386-161            830-2615270    ANILLO DE CAUCHO                                           5      NEW
STANDARD           BACB30LU4-16          863-4870920    TORNILLO                                                  61      NEW
STANDARD           NAS1611-338           830-2625240    EMPAQUE                                                    5      NEW
STANDARD           NAS514P428-22         863-4869190    TORNILLO DE ALUMINIO                                      52      NEW
STANDARD           BACS12N8-8            863-5892580    TORNILLO DE ALUMINIO                                     136      NEW
STANDARD           NAS1399CW5-4          848-4577070    REMACHE                                                  110      NEW
STANDARD           84-1478               890-8143900    PASADOR DE ACERO                                           5      NEW
STANDARD           AN960D516             879-7243750    ARANDELA                                                 741      NEW
STANDARD           MS24254-16P           890-7814840    CONTACTO MACHO                                            89      NEW
STANDARD           BACB10BA45PP          803-0315890    BEARING CR 630802-93006                                    3      NEW
STANDARD           MS28782-16            830-2618490    ANILLO DE CAUCHO                                         265      NEW
STANDARD           BACB30FP8-12          804-1157180    PERNO DE ALUMINIO                                         22      NEW
STANDARD           AN6227B7              830-2731250    EMPAQUE DE CAUCHO CR 930036-34-63                         78      NEW
STANDARD           A10K75                848-4381700    REMACHES DE ACERO                                         86      NEW
STANDARD           BACC10DK16            813-0015160    BRIDA                                                     88      NEW
STANDARD           NAS514P632-7          863-4865540    TORNILLO DE ALUMINIO                                      49      NEW
STANDARD           BACS11AA333           830-2609980    SELLO                                                      4      NEW
STANDARD           MS28774-021           830-2670920    ANILLO DE PLASTICO                                        43      NEW
STANDARD           NAS1611-333           830-2625190    EMPAQUE                                                   27      NEW
STANDARD           NAS1611-010           830-2621960    EMPAQUE DE CAUCHO                                        151      NEW
STANDARD           BACB10AD13            803-0488490    RODAMIENTO CR 635022                                      14      NEW
STANDARD           MS21902-6             824-2323330    UNION REDUCTORA ACERO                                      2      NEW
STANDARD           BACC18W7              890-8376270    CIRCUITO                                                   2      NEW
STANDARD           NAS1611-251           830-2624410    ANILLO DE CAUCHO                                           5      NEW
STANDARD           NAS1611-014           830-2622000    EMPAQUE DE CAUCHO                                        125      NEW
STANDARD           NAS1611-007           830-2621930    ANILLO DE CAUCHO                                           2      NEW
STANDARD           60023-1               830-2905090    EMPAQUE                                                    5      NEW
STANDARD           AN960C616             879-7246500    ARANDELA PLANA DE ACERO INOXDE 3/8"X5/                    17      NEW
STANDARD           MS29513-012           830-2602660    EMPAQUE DE CAUCHO                                          9      NEW
STANDARD           BACH5S0173EEF         831-2804110    MANGUERA DE ACERO FLEXIBLE                                 1      NEW
STANDARD           9300-107              803-0675640    RODAMIENTO (L-2740PA)                                     17      NEW
STANDARD           9300-128-01           803-0675630    RODAMIENTO                                                 7      NEW
STANDARD           BACS12CB3-24          863-5064410    TORNILLOS                                                 34      NEW
STANDARD           MS28777-4             830-2618510    ANILLO DE CAUCHO                                          16      NEW
STANDARD           NAS514P632-10         863-4865440    TORNILLO DE ALUMINIO                                     241      NEW
STANDARD           S11370-114            830-2828400    SELLO DE PLASTICO                                          6      NEW
STANDARD           MS21924-8             824-2330420    UNION PARA MANGUERA DE ACERO                               9      NEW

STANDARD           CIT-CTA-1             874-6925010    HERRAMIENTA                                                1      NEW
STANDARD           BACC63BN18C8S         890-7812810    CONECTOR ELECTRICO                                         2      NEW
STANDARD           MS21902J6             824-2323300    UNION DE ACERO                                            13      NEW
STANDARD           BACC18U7              890-8376180    CIRCUITO                                                   2      NEW
STANDARD           BACR15BB3AD4          848-4513720    REMACHE DE ACERO                                          31      NEW
STANDARD           AN815-4               824-2061250    UNION DE ACERO                                            13      NEW
STANDARD           012-0375-000          890-7683100    BUJE                                                      78      NEW
STANDARD           BACR12BM005           830-2823410    ANILLO DE PLASTICO                                        16      NEW
STANDARD           BACR12AB1B            818-1584920    ARANDELA DE ALUMINIO                                      28      NEW
STANDARD           BACB10BX5             803-0240700    BALINERA                                                   2      NEW
STANDARD           MS21908-8             824-2325110    CODO 1/2" DE ACERO                                         7      NEW
STANDARD           1743B                 829-2568130    GRASERA                                                   42      NEW
STANDARD           BACB30LU4-50          863-4786890    TORNILLOS                                                186      NEW
STANDARD           MS21916-6-4           824-2328130    UNION REDUCTORA DE ACERO                                  11      NEW
STANDARD           MS17826-5             835-3380530    TUERCA DE ACERO                                            2      NEW
STANDARD           S12230-211            830-2829000    ANILLO DE PLASTICO                                        13      NEW
STANDARD           NAS1057T4-203         803-0483600    ESPACIADOR USO MOTORES                                     3      NEW
STANDARD           BACB30BH6-8           804-0491150    PERNOS                                                     5      NEW
STANDARD           MS27111-2             879-7372490    ARANDELA DE ALUMINIO                                      23      NEW
STANDARD           BACC45FT22-55S7       890-7811270    CONECTOR ELECTRICO                                         2      NEW
STANDARD           BACR15BB4B4           848-4508100    REMACHE DE ACERO                                          12      NEW
STANDARD           1728B                 829-2567060    GRASERA                                                  112      NEW
STANDARD           BACB10EU04            803-0313630    RODAMIENTO                                                 3      NEW
STANDARD           MS24665-283           841-3597120    PASADOR DE ALUMINIO                                        8      NEW
STANDARD           BACP11W211            830-2512610    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           F40WW                 890-8496900    TUBO FLUORESCENTE                                         33      NEW
STANDARD           BACS21AE8C6           818-1646220    ESPARRAGO                                                 10      NEW
STANDARD           MS24513-4174          890-7619880    LAMPARA MINIATURA                                         20      NEW
STANDARD           BACC30R8              803-0434010    COLLAR                                                   801      NEW
STANDARD           Q4631                 890-7622000    LAMPARA                                                  129      NEW
STANDARD           CA3106KR28-11PX       890-7797510    TAPON                                                      2      NEW
STANDARD           9300-191              803-0675700    SEPARADOR DE ALUMINIO                                      5      NEW
STANDARD           NAS1611-219           830-2624050    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           MSC115-4              890-7580630    BOMBILLO MINIATURA                                        64      NEW
STANDARD           F30T12WWRS            890-8496500    tubos fluorescentes                                        7      NEW
STANDARD           5106WW                890-8497570    TUBO FLUORESCENTES 6W                                      1      NEW
STANDARD           MS28777-10            830-2618550    ANILLO DE PLASTICO                                        53      NEW
STANDARD           BACN10B10L            835-3344730    TUERCA DURALUMINIO                                        17      NEW
STANDARD           BACC18U3              890-7749150    CORTA-CIRCUITO ELECTRICO                                   4      NEW
STANDARD           NAS1611-228           830-2624140    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS24266R14B7S         890-7809540    CONECTOR CR-616152                                         6      NEW
STANDARD           AN737TW58             813-1432700    ABRAZADERA DE ACERO                                        7      NEW
STANDARD           BACB30LU4-41          804-1029630    SCREW                                                      2      NEW
STANDARD           MS20664C3             823-1920500    TERMINAL DE ACERO                                         31      NEW
STANDARD           S12230-325            830-2829190    ANILLO DE PLASTICO                                         5      NEW
STANDARD           S12068-015            830-2828550    ANILLO DE CAUCHO                                          27      NEW
STANDARD           MS21250H07022         804-1032930    PERNO DE ALUMINIO                                         39      NEW
STANDARD           1978X                 890-7620340    LAMPARA                                                   10      NEW
STANDARD           BACC30M14             803-0433850    COLLAR                                                   233      NEW
STANDARD           MS28775-5             830-2616800    EMPAQUE DE CAUCHO                                         85      NEW
STANDARD           BACB30FQ8-9           804-2395770    PERNO DE ACERO                                            54      NEW
STANDARD           BACR12AS211           830-2823510    ANILLO DE PLASTICO                                         7      NEW
STANDARD           BACB30FQ8-12          804-2395620    PERNO DE ALUMINIO                                        143      NEW
STANDARD           MS24665-378           841-3598900    PASADOR                                                  129      NEW
STANDARD           1495X                 890-7618620    BOMBILLO                                                 102      NEW
STANDARD           AN737TW24             813-1432440    ABRAZADERA DE ACERO                                        2      NEW
STANDARD           BACB30FM5-3           804-1600850    PERNO                                                      4      NEW
STANDARD           625878-1              890-8311400    INTERRUPTOR                                                1      NEW
STANDARD           BACR15BA6AD16         848-4490980    REMACHE                                                    9      NEW
STANDARD           A9906-7               890-7580150    BOMBILLO                                                  28      NEW
STANDARD           NAS501-4-77A          804-1114930    PERNO DE ACERO                                            17      NEW
STANDARD           BACR13CG2A            890-8185440    RELE                                                       5      NEW
STANDARD           03640-5               890-7559390    BALASTO                                                    8      NEW
STANDARD           16163-3               890-8171850    RECEPTACULO CR-627004                                      3      NEW
STANDARD           MS29513-454           830-2621170    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           MS90376-10Y           827-2501600    TAPA                                                      44      NEW
STANDARD           172936-001            890-8185930    RELE                                                       2      NEW
STANDARD           031-0731-000          890-8242650    ENCHUFE                                                    6      NEW
STANDARD           BACS21AE12A10         818-1646380    ARANDELA DE ALUMINIO                                      29      NEW
STANDARD           CR2249-5-3            848-4583100    REMACHE DE ACERO                                         800      NEW
STANDARD           NAS1611-021           830-2622070    EMPAQUE DE CAUCHO                                         15      NEW
STANDARD           MS29513-119           830-2619841    EMPAQUE                                                  244      NEW
STANDARD           MS28777-6             830-2618530    ANILLO DE CAUCHO                                          28      NEW
STANDARD           03709-3               890-7558930    BALASTO                                                    5      NEW
STANDARD           83944C624             835-8392150    TUERCA                                                     8      NEW
STANDARD           BACR15CE6D4           848-4246870    REMACHE DE ACERO                                         107      NEW
STANDARD           92726K6H46            804-8520100    PERNO                                                     16      NEW

STANDARD           MS35058-21            890-8359470    INTERRUPTOR                                                3      NEW
STANDARD           CA3108KRS10SL3S       890-7922380    TAPON                                                      2      NEW
STANDARD           BACS11AA116           830-2609870    SELLO DE PLASTICO                                          2      NEW
STANDARD           BACN10JN08CM          835-3216830    TUERCA DE ACERO                                           16      NEW
STANDARD           MS25256-8             890-8126560    LAMPARA                                                    8      NEW
STANDARD           NAS1611-131           830-2674680    EMPAQUE DE CAUCHO                                         43      NEW
STANDARD           NAS1611-023           830-2622090    EMPAQUE DE CAUCHO                                        117      NEW
STANDARD           BACG10AH305           830-2837640    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           MS28889-2             877-7190800    VALVULA DE DRENAJE                                         6      NEW
STANDARD           3M999-1"              806-1172820    CINTA APLOMADA DE 1"X 36 YARDAS                            2      NEW
STANDARD           01-824-10E005         803-0483940    RODAMIENTO                                                12      NEW
STANDARD           F42T6WW               890-8497000    LAMPARA                                                  100      NEW
STANDARD           7445FT972P3           830-2828620    SELLO DE CAUCHO                                            1      NEW
STANDARD           MS28775-446           830-2616720    EMPAQUE DE CAUCHO                                         10      NEW
STANDARD           AS3208-04             830-2614480    EMPAQUE DE CAUCHO                                        446      NEW
STANDARD           M83248-1-902          830-2674620    ANILLO DE CAUCHO                                         120      NEW
STANDARD           AN6230B6              830-2782500    EMPAQUE DE CAUCHO                                         47      NEW
STANDARD           NAS514P1032-11        863-4595000    TORNILLO AVELL 3/16"X 11/16" ACERO                       846      NEW
STANDARD           BACJ40K5A5A5          890-8157390    TERMINALES ELECTRICAS                                     18      NEW
STANDARD           CR2248-6-4            848-4370570    REMACHE DE ACERO                                         134      NEW
STANDARD           NAS1611-214           830-2624000    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           S13135-341            830-2828580    ANILLO CR-630450                                           4      NEW
STANDARD           MS20667-3             823-1853750    TERMINAL DE ACERO                                         36      NEW
STANDARD           MS9193-06             826-2443060    UNION DE ACERO                                            38      NEW
STANDARD           MS29513-22            830-2602730    EMPAQUE DE CAUCHO                                        120      NEW
STANDARD           NAS1611-212           830-2623980    EMPAQUE DE CAUCHO                                         25      NEW
STANDARD           306-4305              890-8377810    INTERRUPTOR                                                2      NEW
STANDARD           AN4-4                 804-0578750    PERNO DE ALUMINIO                                        276      NEW
STANDARD           CR3223-5-3            848-4371460    REMACHE DE ACERO                                         134      NEW
STANDARD           MS20002C4             879-7266670    ARANDELA DE ALUMINIO                                      17      NEW
STANDARD           CR3223-5-2            848-4371450    REMACHE DE ACERO                                          20      NEW
STANDARD           BACB30NF8D82          804-2606250    PERNO                                                     12      NEW
STANDARD           CR2249-4-2            848-4371220    REMACHE DE ACERO                                         487      NEW
STANDARD           CR2248-6-3            848-4370560    REMACHE DE ACERO                                         798      NEW
STANDARD           F14T12WW              890-8493800    TUBO FLUORESCENTE                                          3      NEW
STANDARD           MS27595-440           830-2618360    RETENEDOR                                                 10      NEW
STANDARD           AN960-1016            879-7253750    ARANDELA DE ALUMINIO                                      48      NEW
STANDARD           AN818-4D              824-2278000    TUERCA                                                    10      NEW
STANDARD           NAS1106-15D           804-1203050    PERNO                                                      1      NEW
STANDARD           5013WW                890-8493440    LAMPARA                                                    6      NEW
STANDARD           MS9385-12             830-2614340    EMPAQUE PLASTICO                                          10      NEW
STANDARD           AN818-6               824-2281250    TUERCA DE ACERO PARA CONEXION 3/8"                        14      NEW
STANDARD           NAS514P428-8          863-4865290    TORNILLO DE ALUMINIO                                     509      NEW
STANDARD           BACR15CE4B4           848-4246590    REMACHES                                                  12      NEW
STANDARD           AN415-2               841-3792250    NODRIZAS DE SEGURIDAD DE ACERO                            10      NEW
STANDARD           MS24665-370           841-3598840    CHAVETA DE ACERO                                          18      NEW
STANDARD           NAS1611-152           830-2623480    EMPAQUE                                                   24      NEW
STANDARD           MS9021-020            830-2612040    SELLO DE CAUCHO                                            2      NEW
STANDARD           BACR12BM219           830-2824040    ANILLO CR-630252 DE CAUCHO                                25      NEW
STANDARD           MS21913-8             824-2326640    TAPON DE ACERO                                             7      NEW
STANDARD           MS28782-25            830-2618830    ANILLO DE PLASTICO                                        48      NEW
STANDARD           MS25171-4S            890-8141330    BOQUILLA DE ACERO                                        297      NEW
STANDARD           NAS1611-261           830-2624470    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           NAS1611-213           830-2623990    EMPAQUE DE CAUCHO                                         51      NEW
STANDARD           NAS1612-4             830-2625940    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           YSV10                 890-8416800    TERMINALES                                               128      NEW
STANDARD           40S119-4-1AA          818-1646190    TORNILLO DE ALUMINIO                                       9      NEW
STANDARD           NAS514P1032-10P       863-4865630    TORNILLO DE ALUMINIO                                      21      NEW
STANDARD           BACR15CE8D9           848-4247110    REMACHE DE ACERO                                           3      NEW
STANDARD           CD12                  827-2502640    TAPAS                                                     73      NEW
STANDARD           BACW10UC6             879-7405080    ARANDELA DE ALUMINIO                                1,195.00      NEW
STANDARD           MS51861-46            863-5322000    TORNILLO DE ALUMINIO                                      80      NEW
STANDARD           MS51861-48            863-5335480    TORNILLO DE ALUMINIO                                     219      NEW
STANDARD           MS51862-5             863-5331250    TORNILLO DE ALUMINIO                                      70      NEW
STANDARD           MS28774-015           830-2618040    ANILLO DE PLASTICO                                       322      NEW
STANDARD           CR2248-5-2            848-4370260    REMACHE DE ACERO                                    2,424.00      NEW
STANDARD           BACN10CP4L            835-3344640    TUERCA DE ACERO                                            2      NEW
STANDARD           AN960-10L             879-7232500    ARANDELA LISA DE ALUMINIO                                  8      NEW
STANDARD           CR2248-4-2            848-4370020    REMACHE DE ACERO                                          20      NEW
STANDARD           MS21260S3RH           823-1988360    TERMINAL REEMP A 823-187                                  14      NEW
STANDARD           MS90354U0815          804-1118400    PERNO                                                      6      NEW
STANDARD           BACC45FT16-24S        890-7809820    CONECTOR ELECTRICO                                         1      NEW
STANDARD           BACN10FX61            835-3379840    TUERCA DE ACERO                                           20      NEW
STANDARD           CM7-7839              890-8132780    LAMPARA                                                    2      NEW
STANDARD           M83248-1-008          830-2810650    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           MS28774-218           830-2618220    EMPAQUE DE CAUCHO                                        181      NEW
STANDARD           MS20668-3             823-1862500    TERMINAL                                                  29      NEW

STANDARD           AN960-416             879-7237500    ARANDELA DE ACERO                                        315      NEW
STANDARD           BACG10R381            830-2809480    EMPAQUE DE CAUCHO                                         11      NEW
STANDARD           BACN10JC06CD          835-3182160    TUERCA                                                    24      NEW
STANDARD           MS20002C5             879-7266700    ARANDELA DE ALUMINIO                                      20      NEW
STANDARD           MS25182-2             890-7795550    CONECTOR ELECTRICO                                         1      NEW
STANDARD           BACB30FP8-4           804-1157100    BOLT                                                      73      NEW
STANDARD           1039-01               890-8380480    TAPON                                                      1      NEW
STANDARD           NAS514P1032-12        863-4864610    TORNILLO DE ALUMINIO                                1,194.00      NEW
STANDARD           MS28778-8             830-2614800    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           BACB30LE6K43          804-1307340    PERNO DE ACERO                                            52      NEW
STANDARD           10-61905-6            803-0327790    RODAMIENTO                                                 2      NEW
STANDARD           BACB30LH3U4           863-4786130    TORNILLO DE ALUMINIO                                      92      NEW
STANDARD           BACB30FP6-10          804-1156800    PERNO                                                      4      NEW
STANDARD           NAS514P428-16         863-4865320    TORNILLO DE ALUMINIO                                     164      NEW
STANDARD           BACB30LU4-8           863-4866120    TORNILLO CABEZA PLANA 1/4 X 1/2 DE ALUMI                 338      NEW
STANDARD           BACB30FQ6-9           804-2386090    PERNO DE ACERO                                            14      NEW
STANDARD           DPA60                 827-2506120    ENCHUFE                                                   24      NEW
STANDARD           MS21075L4             835-3383800    TUERCA                                                    40      NEW
STANDARD           NAS1305-21            804-1217340    PERNO DE ACERO                                             3      NEW
STANDARD           BACB10BA25PP          803-0094600    BALINERA USO CR.630738                                     4      NEW
STANDARD           BACS21AE4A4           818-1646440    TORNILLO DE ALUMINIO                                      35      NEW
STANDARD           BACN10JC12            835-3182200    TUERCA DE ACERO                                            7      NEW
STANDARD           MS29512-20            830-2883420    EMPAQUE DE CAUCHO                                          6      NEW
STANDARD           NAS1611-224           830-2624100    EMPAQUE DE CAUCHO                                         18      NEW
STANDARD           CA3106r14s-7s-f80     890-8381050    TAPON                                                     49      NEW
STANDARD           CR2249-4-3            848-4371240    REMACHE DE ACERO                                    1,989.00      NEW
STANDARD           M83248-1-128          830-2673690    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           BACR15CE5D4           848-4246770    REMACHE DE ACERO                                          30      NEW
STANDARD           MS9388-241            830-2615790    EMPAQUE DE CAUCHO                                         45      NEW
STANDARD           CR2248-4-4            848-4370040    REMACHE DE ACERO                                          80      NEW
STANDARD           BACB30LJ4-2           804-1614900    PERNO                                                     18      NEW
STANDARD           BACS12CB06-7          863-5064080    TORNILLO DE ALUMINIO                                     151      NEW
STANDARD           MS21921-4D            824-2332830    TUERCA DE ACERO                                            9      NEW
STANDARD           MS20002-10            879-7266860    ARANDELA DE ALUMINIO                                     110      NEW
STANDARD           BACB30LU3-4           863-4865920    TORNILLO DE ALUMINIO                                      18      NEW
STANDARD           MS20004-8             804-1029840    PERNO                                                    125      NEW
STANDARD           C1006                 890-8360350    INTERRUPTOR                                               45      NEW
STANDARD           BACG20X4              818-1419850    EMPAQUE DE CAUCHO                                        181      NEW
STANDARD           NAS1611-225           830-2624110    ANILLO DE CAUCHO                                           1      NEW
STANDARD           NAS1611-005           830-2621910    EMPAQUE DE CAUCHO                                          8      NEW
STANDARD           NAS1805-5L            835-3391980    TUERCA DE ACERO                                           20      NEW
STANDARD           MS9058-20             830-2614670    EMPAQUE DE CAUCHO                                         10      NEW
STANDARD           MS24678-10            863-5197800    SCREW CR 630738-742 REEMP A 120-015                       23      NEW
STANDARD           BACJ40K5A5A9          890-8157410    PUENTE CONECTOR ELECTRICO                                 24      NEW
STANDARD           BACR12X2              830-2610590    ANILLO DE ACERO                                          252      NEW
STANDARD           BACR15CE4D4           848-4246640    REMACHES                                                  28      NEW
STANDARD           BACB30FP8-15          804-1157210    PERNO                                                     25      NEW
STANDARD           BACC10HS08            813-1510580    ABRAZADERA DE ACERO                                      104      NEW
STANDARD           8905K935              890-8287630    INTERRUPTOR                                                2      NEW
STANDARD           BACC10BR2100A         813-1493430    RETENEDOR                                                  8      NEW
STANDARD           MS29513-228           830-2620080    EMPAQUE DE CAUCHO                                          1      NEW
STANDARD           M83248-1-138          830-2621230    EMPAQUE DE CAUCHO                                         73      NEW
STANDARD           MS28775-113           830-2671230    EMPAQUE DE CAUCHO                                         47      NEW
STANDARD           025-1155-001          890-8156350    CUBIERTAS CONDUCCION CO- NECTORES                          1      NEW
STANDARD           025-1156-001          890-8156360    CUBIERTAS CONDUCCION CO- NECTORES                          2      NEW
STANDARD           025-1157-001          890-8156370    CUBIERTAS CONDUCCION CO- NECTORES                          2      NEW
STANDARD           025-1158-001          890-8156380    CUBIERTAS CONDUCCION CO- NECTORES                          2      NEW
STANDARD           NAS1611-012           830-2621980    EMPAQUE DE CAUCHO                                         57      NEW
STANDARD           BACS13AP6             824-2329140    MANGA DE CAUCHO                                            2      NEW
STANDARD           MS35059-21            890-8359540    INTERRUPTOR                                                2      NEW
STANDARD           SCOTCH 70             806-1153480    CINTA DE TEFLON                                            1      NEW
STANDARD           BACP11J113            830-2822450    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           MS29561-228           830-2903780    EMPAQUE DE CAUCHO                                         55      NEW
STANDARD           5103A/B               806-1154150    RELLENADOR EPOXY                                           1      NEW
STANDARD           3HLF007-55            803-0307530    RODAMIENTO                                                 4      NEW
STANDARD           MS25256-6-327         890-8132370    LAMPARA INDICADOR                                          2      NEW
STANDARD           MS28774-131           830-2618120    ANILLO DE PLASTICO                                        53      NEW
STANDARD           GE4594                890-7619980    BOMBILLO DE 28 VOLT                                        5      NEW
STANDARD           MS24590-4             827-2478750    UNION REDUCTORA PARA MANGUERA DURALUMINI                   5      NEW
STANDARD           MS21900-4             824-2319100    UNION DE ALUMINIO                                          8      NEW
STANDARD           MS51862-37C           863-5331070    TORNILLO DE ALUMINIO                                     180      NEW
STANDARD           NAS1611-118           830-2623040    ANILLO DE CAUCHO                                           1      NEW
STANDARD           BACS21AP200R          818-1642690    TORNILLO DE ALUMINIO                                      50      NEW
STANDARD           MS21914-8             824-2326930    CUBIERTA ESTRUCTURAL                                      12      NEW
STANDARD           CR2249-6-3            848-4371760    REMACHE DE ACERO                                         343      NEW
STANDARD           CR2249-6-2            848-4371740    REMACHE DE ACERO                                         146      NEW
STANDARD           BACB30LJ4U11          804-1607660    PERNO                                                      8      NEW

STANDARD           MS28775-030           830-2671210    SELLO DE CAUCHO                                            2      NEW
STANDARD           BACN10JN3C            835-3225100    TUERCA DE ACERO                                          239      NEW
STANDARD           30718PEGPL            890-7612520    LAMPARA                                                    6      NEW
STANDARD           MS21260L3LH           823-1987910    TERMINAL DE ACERO                                          3      NEW
STANDARD           AS3085-019            830-2132290    EMPAQUE DE CAUCHO                                        143      NEW
STANDARD           AN6227B15             830-2741250    EMPAQUE DE CAUCHO                                        142      NEW
STANDARD           1387-4                890-8429060    TERMINAL ELECTRICA                                        10      NEW
STANDARD           M83248-1-210          830-2621070    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           NAS1611-026           830-2622120    ANILLO DE CAUCHO                                          12      NEW
STANDARD           BACT12AC56            890-8467220    CABEZA TERMINAL ELECTRICA DE ALUMINIO                     18      NEW
STANDARD           BACS21AP180RP         818-1647000    TORNILLO DE ALUMINIO                                      45      NEW
STANDARD           2-039E515-80          830-2831720    EMPAQUE DE CAUCHO                                         27      NEW
STANDARD           PR12                  890-7621120    LAMPARA                                                   87      NEW
STANDARD           BACN10FX7             835-3215380    TUERCA DE ACERO                                          940      NEW
STANDARD           FN12-02               835-3333210    TUERCA DE ACERO                                           79      NEW
STANDARD           MS24665-366           841-3597450    PASADOR DE ACERO                                    1,171.00      NEW
STANDARD           PR6                   890-7621200    BOMBILLO PARA FOCOSDE 2 PILAS                              1      NEW
STANDARD           EC14                  827-2502660    CUBIERTA ESTRUCTURAL                                      27      NEW
STANDARD           MS21915-5-4           824-2327600    BUJE                                                       4      NEW
STANDARD           5108WW                890-8126130    LAMPARA                                                    9      NEW
STANDARD           F15T12WW              890-8493950    LAMPARA                                                   68      NEW
STANDARD           MS25224-1             890-8109370    CUBIERTA ESTRUCTURAL                                      24      NEW
STANDARD           AN929-3               824-2201350    CUBIERTA ESTRUCTURAL                                       7      NEW
STANDARD           17AT6                 890-8337950    INTERRUPTOR                                                2      NEW
STANDARD           BACS21DX1B            818-1638810    TORNILLO DE ALUMINIO                                      29      NEW
STANDARD           MS35058-30            890-8359500    SUICHE                                                     3      NEW
STANDARD           MS28775-244           830-2616610    EMPAQUE DE CAUCHO                                        124      NEW
STANDARD           MS18066-49            863-4866600    TORNILLOS                                                 74      NEW
STANDARD           BACJ40K7A6A5          890-8157800    PUENTE ELECTRICO                                          36      NEW
STANDARD           BACJ40K7A7A12         890-8157720    CABLE CONECTORES CORRIENTE ELECTRICA                      12      NEW
STANDARD           MS35206-230           863-4859730    TORNILLO DE ALUMINIO                                      20      NEW
STANDARD           BACR13CF2A            890-8185470    RELE                                                       2      NEW
STANDARD           BACM15C3C             890-7817440    CONECTOR                                                   4      NEW
STANDARD           NAS514P632-3          863-4865340    TORNILLO DE ALUMINIO                                     345      NEW
STANDARD           MS24547-1             890-8359140    SUICHE SENSITIVO                                           3      NEW
STANDARD           AN525-10R6            863-4745040    TORNILLO DE ALUMINIO                                      46      NEW
STANDARD           BACW10P186C           879-7404710    ARANDELA DE ALUMINIO                                     248      NEW
STANDARD           MS20364D1032          835-3383870    TUERCA                                                    49      NEW
STANDARD           BACC63CE16SA1S        890-8381060    TAPON                                                      1      NEW
STANDARD           BACR15CE6D8           848-4239810    REMACHE DE ACERO                                          22      NEW
STANDARD           AN960C416             879-7240000    ARANDELA DE ALUMINIO                                     996      NEW
STANDARD           NAS514P428-10         863-4870400    TORNILLO DE ALUMINIO                                      33      NEW
STANDARD           MS20002C12            879-7266890    ARANDELA PLANA CONICA 3/4 OD 11/4 DE AL                    1      NEW
STANDARD           MS51861-35            863-5321890    TORNILLO DE ALUMINIO                                       4      NEW
STANDARD           NAS514P1032-6         863-4864560    TORNILLO DE ALUMINIO                                     150      NEW
STANDARD           NAS514P632-4          863-4865520    TORNILLO DE ALUMINIO                                     482      NEW
STANDARD           AN6227-5              830-2728750    EMPAQUE CAUC                                              29      NEW
STANDARD           M83248-1-014          830-3008000    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS9021-120            830-2613090    SELLO DE CAUCHO                                            3      NEW
STANDARD           400-0057-029          803-0676330    BALINERA                                                   7      NEW
STANDARD           400-0056-003          803-0675720    BALINERA                                                   2      NEW
STANDARD           400-0056-055          803-0676320    BALINERA                                                  10      NEW
STANDARD           BACB30FQ8-23          804-1027500    PERNO                                                     31      NEW
STANDARD           BAC27DCC4             870-5188870    CALCOMANIA DE ALUMINIO                                     2      NEW
STANDARD           BACB30FQ8-22          804-1601830    PERNO                                                     37      NEW
STANDARD           BACB30FQ8-24          804-1601840    PERNO                                                     22      NEW
STANDARD           MS21250-05008         804-1032920    PERNO DE ALUMINIO                                         60      NEW
STANDARD           BACB30GW6A23U         804-1200030    PERNO                                                     10      NEW
STANDARD           BACT14A6              823-1901090    TAMBOR TENSOR TERMINAL                                     8      NEW
STANDARD           S12223-445            830-2828540    SELLO DE CAUCHO                                            4      NEW
STANDARD           M83248-1-112          830-2621060    EMPAQUE DE CAUCHO                                          9      NEW
STANDARD           MS9385-06             830-2615010    EMPAQUE DE CAUCHO                                        130      NEW
STANDARD           NAS1308-43            804-1126270    PERNOS                                                    10      NEW
STANDARD           M83723/60-210AN       890-7796100    TAPA PROTECTORA                                            9      NEW
STANDARD           M83723/60-208AN       890-7796080    CUBIERTA ESTRUCTURAL                                       9      NEW
STANDARD           NAS514P832-7P         863-4865690    TORNILLO DE ALUMINIO                                     235      NEW
STANDARD           8001-05-1000-18       873-9325440    CALZA                                                     24      NEW
STANDARD           BACB30US14-24         804-2604330    PERNO DE ALUMINIO                                          8      NEW
STANDARD           BACB30US14-59         804-2604341    PERNO DE ACERO                                            12      NEW
STANDARD           MS27473T18A53S        890-7795090    CONECTOR                                                   1      NEW
STANDARD           BACW10P68S            879-7404870    ARANDELA                                                 454      NEW
STANDARD           NAS514P632-10P        863-5409760    TORNILLO DE ALUMINIO                                     669      NEW
STANDARD           BACC10BN312LM         813-1473100    BRIDA                                                      2      NEW
STANDARD           AN931-3-5             830-2866250    EMPAQUE DE CAUCHO                                        231      NEW
STANDARD           BACC10BN400L5ME       813-1490950    ABRAZADERA DE ACERO                                        8      NEW
STANDARD           AN960-616             879-7245000    ARANDELA DE ALUMINIO                                       4      NEW
STANDARD           8001-05-1000-19       873-9325450    CALZA                                                      8      NEW

STANDARD           BACB30US6K40H         804-1621110    PERNO                                                     10      NEW
STANDARD           BACC10P3-62-462SH     813-1494910    BRIDA                                                      2      NEW
STANDARD           GE81                  890-7584260    BOMBILLO 12V                                              81      NEW
STANDARD           MS3476L-22-55SX       890-7800270    CONECTOR                                                   1      NEW
STANDARD           MS28778-6             830-2614780    ANILLO RETENEDOR DE CAUCHO                                 7      NEW
STANDARD           BACC10HF20A           813-0021880    BRIDA                                                     10      NEW
STANDARD           NAS1104-28            804-1201560    PERNO DE ALUMINIO                                          4      NEW
STANDARD           BACN10HC5             835-3215840    TUERCA DE DURALUMINIO                                     12      NEW
STANDARD           EC18                  827-2502700    CUBIERTA ESTRUCTURAL                                      60      NEW
STANDARD           2600LW                879-7373600    ARANDELA DE ALUMINIO                                      80      NEW
STANDARD           NAS514P440-6          863-4870280    TORNILLO DE ALUMINIO                                     112      NEW
STANDARD           NAS514P440-14         863-4870210    TORNILLO                                                   1      NEW
STANDARD           MS28778-5             830-2614770    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           F20T12WW              890-8496280    LAMPARA                                                    7      NEW
STANDARD           BACJ40AB20-14         890-8390110    PUENTE                                                     3      NEW
STANDARD           S4933959-531          870-6056960    PLACA DE ALUMINIO                                          5      NEW
STANDARD           S4933959-519          870-6056950    PLACA PLASTICA AUTOADHESIVA                               10      NEW
STANDARD           AS3215-100            830-2809820    ARANDELA DE ACERO                                          6      NEW
STANDARD           517-01                890-7562110    BATERIA                                                   54      NEW
STANDARD           BACB10CG5             803-0579800    RODAMIENTO                                                 1      NEW
STANDARD           5004CW                890-8492440    TUBO FLUORESCENTE                                          5      NEW
STANDARD           AS3209-270            830-3013080    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           5015-02-0004          873-9306500    TERMOSTATO                                                 1      NEW
STANDARD           CR2248-4-3            848-4370030    REMACHE 1/8 X 3/16 DE ACERO                               10      NEW
STANDARD           NAS514P1032-14        863-4864630    TORNILLO 3/16"X 7/8" DE ALUMINIO                          10      NEW
STANDARD           M39029/11-145         890-7814950    CONTACTO CON ALUMINIO                                    108      NEW
STANDARD           ST1428-05             813-1488630    ABRAZADERA DE ACERO                                        2      NEW
STANDARD           MS21921-6             824-2399500    TUERCA 3/8 ACERO                                          15      NEW
STANDARD           1547-62               890-8238500    CONECTOR ELECTRICO                                         3      NEW
STANDARD           2013-1A               890-7571400    BATERIA                                                    4      NEW
STANDARD           RE1068-1              897-8935100    BENGALA PARA LA NOCHE                                     18      NEW
STANDARD           MS25338-7079          890-7619860    LAMPARA PARA PUNTA DE ALAS                                 9      NEW
STANDARD           4S9-2                 818-1584900    ANILLO DE CAUCHO                                          71      NEW
STANDARD           305586-1              890-7620210    MEDIDOR TIEMPO                                             3      NEW
STANDARD           NAS514P1032-5         863-4864550    TORNILLO DE ALUMINIO                                1,267.00      NEW
STANDARD           AN3-7A                804-0507500    PERNO DE ALUMINIO                                        205      NEW
STANDARD           AN310-4               835-3216750    TUERCA DURALUMINIO                                         7      NEW
STANDARD           BACW10BP4APU          879-7371460    ARANDELA DE ALUMINIO                                     241      NEW
STANDARD           MS24665-132           841-3596500    PASADOR DE ALUMINIO                                        4      NEW
STANDARD           NAS514P1032-4         863-4865750    TORNILLO DE ALUMINIO                                     628      NEW
STANDARD           AS3209-152            830-2615750    EMPAQUE DE CAUCHO                                          7      NEW
STANDARD           M83248-1-030          830-2615420    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           M83248-1-910          830-2615240    EMPAQUE PLASTICO RX 379-2000470                            5      NEW
STANDARD           MS24665-155           841-3596800    PASADOR                                                   28      NEW
STANDARD           MS20470A5-6           848-4506400    REMACHE DE ALUMINIO                                       72      NEW
STANDARD           BACB30NE5H25          804-1156840    PERNO                                                     12      NEW
STANDARD           BACB10CH8C            803-0096680    BALINERA                                                   1      NEW
STANDARD           BACT12AC13            890-8391530    TERMINAL ELECTRICA                                        19      NEW
STANDARD           PR18                  890-7619790    LAMPARA                                                   23      NEW
STANDARD           BA5-0700-901          890-8257160    HARNES INTERFACE                                           4      NEW
STANDARD           38924-25              890-7574070    BATERIAS                                                   7      NEW
STANDARD           BACB10AC3L            803-0282570    RODAMIENTO                                                13      NEW
STANDARD           BACB30NN3K5           804-2405140    PERNO DE ALUMINIO                                         83      NEW
STANDARD           F8542-141-001         830-2810210    SELLO DE CAUCHO                                            1      NEW
STANDARD           10-60779-158          803-0487200    BEARING R.A.803-0676860                                    3      NEW
STANDARD           10-60516-99           803-0328380    BUJES                                                      6      NEW
STANDARD           CR2249-4-4            848-4371250    REMACHE DE ACERO                                    1,640.00      NEW
STANDARD           MS29513-142           830-2619970    EMPAQUE DE CAUCHO                                        129      NEW
STANDARD           NAS1611-004           830-2621900    EMPAQUE DE CAUCHO                                         12      NEW
STANDARD           AN824-4               824-2240000    T DE ALUMINIO                                              3      NEW
STANDARD           10-61899-11           803-0328260    BUJE                                                      10      NEW
STANDARD           BACR11Y3A             818-1687000    RECEPTACULO                                               20      NEW
STANDARD           BACT14B2              823-1701250    RODAMIENTO DE BOLA 1/16"                                  12      NEW
STANDARD           MS9966-04             830-2823930    ANILLO DE CAUCHO                                           2      NEW
STANDARD           AN4C5A                804-0583850    PERNO DE ACERO                                            14      NEW
STANDARD           BACB30NF6-44          804-1629290    PERNO DE ALUMINIO                                          2      NEW
STANDARD           BACS12N10-10          863-5820300    TORNILLO DE ALUMINIO                                     133      NEW
STANDARD           MS24665-360           841-3597420    PASADOR DE ACERO                                         386      NEW
STANDARD           BACB30LU5-11          804-1113740    PERNO DE ACERO                                            20      NEW
STANDARD           MS24665-153           841-3596760    PASADOR DE ACERO                                          33      NEW
STANDARD           BACC45FT10A5S8        890-7809190    CONECTOR                                                   2      NEW
STANDARD           382AS15               890-8497420    LAMPARA                                                    9      NEW
STANDARD           BACB30LJ4-10          804-1606100    PERNO DE ALUMINIO                                         20      NEW
STANDARD           CR103DC211B           890-8371290    INTERRUPTOR                                                4      NEW
STANDARD           MS21914-5             824-2326900    TAPON ACERO 5/16                                          33      NEW
STANDARD           BACR13CF2AB           890-8185710    RELE                                                       3      NEW
STANDARD           MS20819-4             824-2108750    MANGA DE CAUCHO                                           17      NEW

STANDARD           MS27291-3             890-7551850    ADAPTADOR ELECTRICO                                       23      NEW
STANDARD           MS29512-08            830-2672250    EMPAQUE DE CAUCHO                                          2      NEW
STANDARD           MS28775-220           830-2616360    EMPAQUE DE CAUCHO                                         51      NEW
STANDARD           RE1013-105            897-8916800    NO PEDIR ACDO ING ZORA                                     3      NEW
STANDARD           BACB30LU3-26          863-4866140    TORNILLO DE ALUMINIO                                      29      NEW
STANDARD           MS28774-113           830-2617720    EMPAQUE DE CAUCHO CR-329010                               82      NEW
STANDARD           MS9388-214            830-2614830    EMPAQUE DE CAUCHO                                         19      NEW
STANDARD           ST1435-12             813-1488730    ABRAZADERA DE ACERO                                        3      NEW
STANDARD           645001RR236           830-2810410    JUEGO DE EMPAQUETADURAS                                    2      NEW
STANDARD           CR2248-5-3            848-4370280    REMACHE DE ACERO                                    2,022.00      NEW
STANDARD           08640-60152           890-8391990    INTERRUPTOR                                                2      NEW
STANDARD           NAS1611-137           830-2623210    EMPAQUE DE CAUCHO                                         54      NEW
STANDARD           CR2248-5-4            848-4370300    REMACHE DE ACERO                                          10      NEW
STANDARD           DS07-37S059           890-7800250    CONECTOR ELECTRICO                                         1      NEW
STANDARD           5113WW                890-8497610    TUBO FLUORESCENTE                                          9      NEW
STANDARD           M39029/32-260         890-7814980    CONTACTO                                                  36      NEW
STANDARD           MS24264R14B7P         890-7794340    CONECTOR ELECTRICO                                         1      NEW
STANDARD           MS28778-16            830-2614880    EMPAQUE DE CAUCHO                                        162      NEW
STANDARD           NAS1611-231           830-2624170    ANILLO DE CAUCHO                                          73      NEW
STANDARD           PD40                  827-2503340    CUBIERTA ESTRUCTURAL                                      52      NEW
STANDARD           MS51957-27            863-5318520    TORNILLO DE ALUMINIO                                      64      NEW
STANDARD           MS20002-6             879-7266760    ARANDELA DE ALUMINIO                                      48      NEW
STANDARD           MS27981-4N            818-1631670    OJETE HEMBRA ALUMINIO (BROCHE PANTALON)                  434      NEW
STANDARD           33-32682-8P4          890-8132080    LAMPARA                                                    3      NEW
STANDARD           BACR15CE3D4           848-4246530    REMACHE DE ACERO                                          28      NEW
STANDARD           MS24266R20B41S6       890-7810930    CONECTOR ELECTRICO                                         4      NEW
STANDARD           4A170-77              870-4515500    PLACA                                                      2      NEW
STANDARD           BACC47CP1S            890-7815410    CONTACTO                                                  15      NEW
STANDARD           AN814-4D              824-2215500    TAPON                                                      1      NEW
STANDARD           MS28775-242           830-2671700    EMPAQUE DE CAUCHO                                         76      NEW
STANDARD           MS21260S3LH           823-1988350    TERMINAL                                                  26      NEW
STANDARD           MS20615-4MP5          848-4529850    REMACHE DE ACERO                                           7      NEW
STANDARD           BACP18L8P2000W        841-3588580    PASADOR                                                    3      NEW
STANDARD           BACB30LU6D5           804-1246670    PERNO                                                      7      NEW
STANDARD           770-540-1             890-8177900    RELEVO                                                     1      NEW
STANDARD           920-1                 890-7560200    BALASTRO                                                   4      NEW
STANDARD           NAS1611-018           830-2622040    EMPAQUE DE CAUCHO                                         42      NEW
STANDARD           NAS1611-110           830-2622960    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           MS3057-4A             890-7551350    ADAPTADOR DE ALUMINIO                                     18      NEW
STANDARD           BACR15CE3D5           848-4246540    REMACHE DE ACERO                                          17      NEW
STANDARD           M39029/5-116          890-7815010    PASADOR CONTACTO ELECTTRICO DE ALUMINIO                   49      NEW
STANDARD           BACC47CN1             890-8143350    PASADOR PARA CONECTOR                                     74      NEW
STANDARD           NAS1611-252           830-2624420    EMPAQUE                                                   11      NEW
STANDARD           BACC45FT16-24P        890-7811700    CONECTOR ELECTRICO                                         7      NEW
STANDARD           AN815-3               824-2058750    UNION DE ACERO                                             2      NEW
STANDARD           MS35338-43            879-7384500    ARANDELA DE ALUMINIO                                       6      NEW
STANDARD           MS20002-5             879-7266720    ARANDELA DE ALUMINIO                                1,116.00      NEW
STANDARD           CR2249-6-4            848-4371770    REMACHE DE ACERO                                         159      NEW
STANDARD           BACR15CE8D7           848-4247090    REMACHE DE ACERO                                          63      NEW
STANDARD           MS35769-8             830-2866120    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           MS20615-4M4           848-4530100    REMACHE DE ACERO                                          19      NEW
STANDARD           MS35769-9             830-2866470    EMPAQUE DE CAUCHO                                          9      NEW
STANDARD           NAS1399B5-3           848-4576200    RIVETS                                                   660      NEW
STANDARD           0L718BPA              890-7620260    LAMPARA                                                   65      NEW
STANDARD           BACR15CE6D6           848-4246890    REMACHE DE ACERO                                           5      NEW
STANDARD           DS07-7S059            890-7918000    TAPON                                                      2      NEW
STANDARD           BACH30BD1J0372H       831-2802590    MANGUERA                                                   4      NEW
STANDARD           BACH30AK16-0200       831-3266200    MANGUERA                                                   2      NEW
STANDARD           AS3209-153            830-2615550    EMPAQUE DE CAUCHO                                          5      NEW
STANDARD           BACS11AA211A          830-2824190    SELLO DE PLASTICO                                          5      NEW
STANDARD           NAS1611-134           830-2623200    EMPAQUE DE CAUCHO                                          6      NEW
STANDARD           AN806-6               824-2210200    TORNILLO DE ACERO                                          5      NEW
STANDARD           BACC10BNA400LW        813-1490820    BRIDA                                                      4      NEW
STANDARD           WW13                  827-2504260    TAPON CR-630340                                           17      NEW
STANDARD           MS24367-715AS15       890-7583810    BOMBILLO                                                  70      NEW
STANDARD           BACG10U8              830-2836240    EMPAQUE DE CAUCHO                                         30      NEW
STANDARD           MS28774-014           830-2670890    EMPAQUE DE CAUCHO CR-329010                               49      NEW
STANDARD           NAS1611-210           830-2623960    ANILLO DE PLASTICO                                         2      NEW
STANDARD           BACB30LH3U3           804-1617600    PERNO DE ACERO                                           151      NEW
STANDARD           MS21043-6             835-3224850    TUERCA DE ALUMINIO                                         6      NEW
STANDARD           MS24665-285           841-3597150    PASADOR DE ACERO                                           5      NEW
STANDARD           BACC18R5B             890-8261420    CORTA-CIRCUITO ELECTRICO                                   1      NEW
STANDARD           EC1300L               806-1138200    CEMENTO DE CAUCHO ***MP***                                 4      NEW
STANDARD           MS27981-5N            818-1631680    BROCHE                                                   700      NEW
STANDARD           AN960C10L             879-7236250    ARANDELA DE ALUMINIO                                      10      NEW
STANDARD           MS90064-13            830-2611440    EMPAQUE DE CAUCHO                                          3      NEW
STANDARD           NAS1593-235           830-2674410    EMPAQUE DE CAUCHO                                          2      NEW

STANDARD           BAC27TCH0231          870-1100250    CALCOMANIA                                                14      NEW
STANDARD           4002N                 818-1419750    EMPAQUE DE CAUCHO                                         52      NEW
STANDARD           5879-1                890-5257150    LEAD CONJUNTO,IGNITER SPARK RH                            20      NEW
STANDARD           MS124661              803-0810900    INSERTADOR                                                 8      NEW
STANDARD           NAS1805-7P            835-3392050    TUERCA DE ALUMINIO                                         8      NEW
STANDARD           MS24465-8             803-0314380    BALINERA                                                  25      NEW
STANDARD           GE13                  890-7620000    LAMPARA                                                   11      NEW
STANDARD           NAS1096-3-24          863-4414230    TORNILLO                                                  13      NEW
STANDARD           57360-101-1           890-3423030    LAMP,CLEAR 5 VOLTS                                        17      NEW
STANDARD           MS21902J4             824-2331590    UNION DE ALUMINIO                                          4      NEW
STANDARD           BACH30BD1H0362H       831-2802420    MANGUERA                                                   2      NEW
STANDARD           BACN12A3LR            870-4515210    PLACA DE IDENTIFICACION                                    6      NEW
STANDARD           BACB30US7K50          804-1600730    PERNO USA CR 630410                                        1      NEW
STANDARD           65-16788-110          803-0470110    SPLICE ASSY-LWR(LH)                                        1      NEW
STANDARD           82-32-101-17          818-1647460    ARANDELA DE SEGURIDAD DE ALUMINIO                        110      NEW
STANDARD           BACC10BR8600          813-1495350    BRIDA                                                      1      NEW
STANDARD           BACW10BN31AP          879-7370950    ARANDELA                                                 200      NEW
STANDARD           MS21260L5RH           823-1987010    TERMINAL                                                   4      NEW
STANDARD           BACB30FP10-17         804-1601560    PERNO                                                     34      NEW
STANDARD           MS21922-8             824-2329310    MANGA DE CAUCHO                                            7      NEW
STANDARD           ms3106e10sl3s         890-7846150    TAPON                                                      2      NEW
STANDARD           CD-4                  827-2503110    CUBIERTA ESTRUCTURAL                                     127      NEW
STANDARD           MS21251B5L            823-1895180    TENSOR                                                    47      NEW
STANDARD           2600SW2               879-7398860    ARANDELA DE ALUMINIO                                       5      NEW
STANDARD           MS9058-06             830-2614550    ANILLO DE PLASTICO                                         1      NEW
STANDARD           RR96                  830-2610230    ANILLO CR-630782 DE CAUCHO                               318      NEW
STANDARD           S11338-012            830-2828150    ANILLO DE PLASTICO                                         6      NEW
STANDARD           as3208-03             830-2615191    EMPAQUE                                                  159      NEW
STANDARD           s11718-8              830-2828530    ANILLO DE PLASTICO                                        38      NEW
STANDARD           MS24693S31            863-4578750    TORNILLO DE ACERO                                        599      NEW
STANDARD           MS29513-218           830-2602570    EMPAQUE DE CAUCHO                                          4      NEW
STANDARD           64244-001             890-8150020    CUBIERTA ESTRUCTURAL                                       3      NEW
STANDARD           3580-101              897-8919210    AVISOS EN TIRAS DE PAPEL                            2,444.00      NEW
STANDARD           315T3010-35           804-5100090    PERNO                                                      2      NEW
STANDARD           B38C37                813-0011570    ABRAZADERA DE ACERO                                        3      NEW
STANDARD           MS15002-1             829-2564760    GRASERAS                                                   4      NEW
STANDARD           MOLYKOTE-111          832-3033200    GRASA DOW CORNING                                         40      NEW
STANDARD           03-0302-6156          830-2511260    EMPAQUE                                                    6      NEW
STANDARD           BACR15GA5-9           848-4532570    REMACHES                                                 100      NEW
STANDARD           BACR15GA5-8           848-4532590    REMACHE                                                  164      NEW
STANDARD           5815T11               895-0001470    TARJETAS "NO OPERAR"                                      10      NEW
STANDARD           5813T11               895-0001490    TARJETAS "MENSAJE DE CAUTION"                             10      NEW
STANDARD           MS17826-3             835-3228840    TUERCA                                                    53      NEW
STANDARD           54035A83              874-6283190    DESTORNILLADOR PHILLIPS                                    2      NEW
STANDARD           54035A74              874-6283110    DESTORNILLADOR DE PALA                                     2      NEW
STANDARD           54035A75              874-6283130    DESTORNILLADOR DE PALA                                     2      NEW
STANDARD           54035A82              874-6283170    DESTORNILLADOR PHILLIPS                                    2      NEW
STANDARD           54035A84              874-6283210    DESTORNILLADOR PHILLIPS                                    2      NEW
STANDARD           54035A81              874-6283150    DESTORNILLADOR PHILLIPS                                    2      NEW
STANDARD           AN960D416             879-7240050    ARANDELA DE ALUMINIO                                     115      NEW
STANDARD           BAC27EPPS2124         870-5189860    CALCOMANIA                                                 7      NEW
STANDARD           BACN10JD106           835-3181250    TUERCA DE ALUMINIO                                        19      NEW
STANDARD           352-0978-010          936-6404750    TRANSISTOR CR-636102                                       4      NEW
STANDARD           914-3098-830          936-9413950    CONDENSADOR                                                5      NEW
STANDARD           352-0197-000          921-4766920    TRANSISTOR CR-636353                                       1      NEW
STANDARD           352-0427-000          921-4767700    TRANSISTOR                                                 2      NEW
STANDARD           352-0304-000          921-4765950    TRANSISTOR                                                 7      NEW
STANDARD           7815AL                921-4973950    TUBO ELECTRONICO PARA RADIO                                4      NEW
STANDARD           3B28                  921-4846100    TUBO ELECTRONICO PARA RADIO                                4      NEW
STANDARD           184-6334-080          903-0511170    CONDENSADOR                                                2      NEW
STANDARD           930-0715-000          903-0520180    CAPACITOR                                                  2      NEW
STANDARD           309-1520-000          936-6395740    BEARING                                                    8      NEW
STANDARD           747-5132-000          919-3705980    RESISTOR                                                   6      NEW
STANDARD           5963                  921-4885350    TUBE RADIO                                                 9      NEW
STANDARD           549-0990-004          936-7268190    MOUNTING TRAY                                              2      NEW
STANDARD           240-2027-000          936-6375140    COIL                                                      48      NEW
STANDARD           0160-2552             903-0486060    FXD PAPER                                                  7      NEW
STANDARD           745-1338-000          919-4248680    RESISTOR                                                  14      NEW
STANDARD           705-6692-000          919-4305950    RESISTOR                                                  26      NEW
STANDARD           H425                  919-4489500    CINTAS DE ALUMINIO                                        14      NEW
STANDARD           107C800-22            917-3222570    MIKE ASSY                                                  1      NEW
STANDARD           500003-3              919-3559870    DIODE                                                      2      NEW
STANDARD           403189                955-4889730    SWITCH                                                     2      NEW
STANDARD           387736B               955-4888000    BOARD                                                      1      NEW
STANDARD           6FW574                955-5029350    COIL OVERLOAD RE                                           3      NEW
STANDARD           151-1042-00           921-4769690    TRANSISTOR                                                21      NEW
STANDARD           600-B17952A           917-3480800    CONTROLES ELECTRICOS                                       6      NEW

STANDARD           W9746-1               955-4684200    RESISTENCIA                                                6      NEW
STANDARD           107B219-1             908-2720220    GANCHOS                                                   17      NEW
STANDARD           9300-202              936-9448550    CORREAS                                                    1      NEW
STANDARD           20RT352-2             955-4869000    DIODOS                                                     2      NEW
STANDARD           85-5491J05            942-6974500    ANTENAS                                                   18      NEW
STANDARD           2N251A                921-4762920    TRANSISTOR                                                 2      NEW
STANDARD           554-1745-004          936-7302820    TABLERO                                                    1      NEW
STANDARD           1712276-1             946-7157410    RODAMIENTOS                                                1      NEW
STANDARD           1238                  911-3006870    SOPORTE                                                   28      NEW
STANDARD           H3310                 917-3479100    AUDIFONOS                                                  7      NEW
STANDARD           43610J                955-5001000    BEARING                                                    1      NEW
STANDARD           96-5213-1             921-4770080    TRANSISTOR                                                 8      NEW
STANDARD           745-0701-000          919-3835950    RESISTENCIAS                                               8      NEW
STANDARD           2N4946                921-4768360    TRANSISTORES                                              20      NEW
STANDARD           93A326                903-0481150    CABEZAS PARA REGISTRADOR                                   7      NEW
STANDARD           508127                934-5840450    INTERCONNECT                                               7      NEW
STANDARD           270-2299-020          936-6392960    RECORD HEAD                                                2      NEW
STANDARD           375-2255-020          936-6404420    CONTACTS                                                  92      NEW
STANDARD           RC07GF390J            919-3827950    RESISTENCIAS ELECTRICAS                                   99      NEW
STANDARD           4CX250FG              936-6377280    TUBOS ELECTRONICOS                                         5      NEW
STANDARD           85-5146B04            943-6997410    ANTENA PARA RADIO                                          3      NEW
STANDARD           838-1002-010          936-6355870    TAPE                                                       1      NEW
STANDARD           01-5954C-39           943-6980570    ASSEMBLY MICROPH                                           1      NEW
STANDARD           115-0819              919-3633610    RESISTOR                                                  20      NEW
STANDARD           115-0460              919-3644780    RESISTOR                                                   6      NEW
STANDARD           9300-A004             919-4504250    PINCHO ROLLER                                              2      NEW
STANDARD           48-82178A01           943-6995100    DIODE GERMANIO                                            10      NEW
STANDARD           205043-0020           903-0546370    CAPACITOR                                                  4      NEW
STANDARD           171997                903-0544610    CAPACITOR                                                  6      NEW
STANDARD           40-82159D01           943-6993820    BUTTON                                                     2      NEW
STANDARD           171996                903-0544600    CAPACITOR                                                  6      NEW
STANDARD           48-869606             943-6995820    TRANSISTOR                                                 3      NEW
STANDARD           70047-0601            919-4160450    RESISTOR                                                   5      NEW
STANDARD           70047-0135            919-4160350    RESISTOR                                                   5      NEW
STANDARD           260-2709-000          936-6383810    SWITCH                                                     3      NEW
STANDARD           6FW-6024-2            955-5029400    CIRCUIT BREAKER                                            1      NEW
STANDARD           RC32GF561J            919-3982100    RESISTOR                                                  87      NEW
STANDARD           18316G02              920-4612651    PROTECTOR DE SELLO                                         2      NEW
STANDARD           18317G01              911-3018210    MICROPHONE BABRA                                           3      NEW
STANDARD           2N3391                921-4767520    TRANSISTOR                                                 8      NEW
STANDARD           18028G08              911-3018180    COMUNICATION COR                                           6      NEW
STANDARD           544-0728-003          936-6573540    GEAR SHAFT                                                 1      NEW
STANDARD           10210-0060            903-0496670    CAPACITOR                                                  1      NEW
STANDARD           2N4117A               921-4770750    TRANSISTORES ELECTRICOS                                   28      NEW
STANDARD           18804G02              903-0567470    MICROPHONE JACK                                           25      NEW
STANDARD           26619P01              910-2424980    RUSH-TO TALK SWI                                           2      NEW
STANDARD           18226G03              917-3279300    SHIEL ASSEMBLY                                             5      NEW
STANDARD           18315G07              903-0567450    MICROFONOS                                                10      NEW
STANDARD           2503542-3             936-6394020    TERMINALES                                                50      NEW
STANDARD           403809-1              955-4889770    PINONES                                                    1      NEW
STANDARD           W10072-1              955-4625000    RODAMIENTOS                                                6      NEW
STANDARD           352-1111-010          936-6398960    TRANSISTORES                                               5      NEW
STANDARD           SN5473J               903-0458330    CIRCUITOS INTEGRADOS                                       6      NEW
STANDARD           W9712-13              955-4683350    REOSTATOS                                                  1      NEW
STANDARD           297                   911-3010700    SOPORTES                                                  86      NEW
STANDARD           797-7004-001          936-9404720    EMPAQUES                                                   1      NEW
STANDARD           1N5279B               919-3557430    DIODOS                                                    20      NEW
STANDARD           RT22C2X502            917-3435780    POTENTIOMETER                                              2      NEW
STANDARD           T15-3224              919-4336250    RESISTOR                                                   6      NEW
STANDARD           W8095A8               955-4670000    SCALE                                                      2      NEW
STANDARD           15GH-295              955-4860000    RELAY                                                      1      NEW
STANDARD           007-0034-00           921-4770320    TRANSISTOR 3N128                                           3      NEW
STANDARD           7008217-6             946-7156310    CIRCUITOS INTEGRADOS                                       5      NEW
STANDARD           107B218-1             908-2720200    GRID ASSY FRONT                                            8      NEW
STANDARD           8EU2986               917-3384080    SPEAKER RH ONLY                                            3      NEW
STANDARD           1901-0050             919-3562830    DIODE                                                      4      NEW
STANDARD           53-1-1-503-50K        955-5019650    POTENTIOMETER                                              3      NEW
STANDARD           030-1082-000          936-6357040    CONTACT                                                   67      NEW
STANDARD           C31-50                903-0564300    EXTENSION INTERP                                           1      NEW
STANDARD           401556                955-4888920    MOUNT                                                     60      NEW
STANDARD           050-01574-000         921-4771060    MOD KIT                                                    1      NEW
STANDARD           5814A                 921-4884000    RADIO TUBE                                                 4      NEW
STANDARD           16DA4052-0            955-4860730    SOCKET                                                     2      NEW
STANDARD           855890C               936-6383900    LENS                                                      35      NEW
STANDARD           50-251444PZPZ         980-8766000    VOLTIMETER                                                 2      NEW
STANDARD           CU-1011               917-3448600    POTENTIOMETER                                              3      NEW
STANDARD           45-5509C03            943-6994740    ACTUATOR                                                   1      NEW

STANDARD           1N4371A               919-3553810    DIODE ZENER                                               10      NEW
STANDARD           1N4372A               919-3553880    DIODE ZENER                                                8      NEW
STANDARD           1N1084                919-3555200    RECTIFIER                                                  1      NEW
STANDARD           922-6251-020          936-9462600    SEMICONDUC                                                10      NEW
STANDARD           STC482                956-7807190    BOARD FRECUENCY                                            1      NEW
STANDARD           PC4DD22-4             920-4613850    SOCKET                                                     2      NEW
STANDARD           229-0264-000          936-6361750    MOTOR-TACH GENER                                           1      NEW
STANDARD           400698-5              955-4888730    POTENTIOMETER 50                                           1      NEW
STANDARD           886164                919-3559220    DIODE RECTIFIER                                            4      NEW
STANDARD           T-10-784              903-0453900    CASE                                                       2      NEW
STANDARD           637B1D155G            903-0546570    CAPACITOR                                                  2      NEW
STANDARD           408544-2              955-4892120    BREAKER                                                    1      NEW
STANDARD           107C819-1             903-0564700    CORD                                                       4      NEW
STANDARD           180189-1              955-4862000    INDICATOR, ASSY                                            1      NEW
STANDARD           360-0259-000          936-6401390    JACK                                                       2      NEW
STANDARD           2N2398                921-4767750    TRANSISTOR                                                 6      NEW
STANDARD           200341-001            934-5840370    BRACKET/SWITCH                                             2      NEW
STANDARD           UG-914/U              903-0552840    CONECTORES                                                 5      NEW
STANDARD           1718780-1             946-7156240    MOTOR                                                      1      NEW
STANDARD           5749                  921-4877000    TUBE RADIO                                                 5      NEW
STANDARD           2089238-0701          934-5838810    SWITCH TOGGLE                                              2      NEW
STANDARD           TS-79                 985-0033170    TOGGLE AH&H TM-3                                           1      NEW
STANDARD           RN60D4990F            919-3968730    RESISTOR                                                 103      NEW
STANDARD           11389P-04             903-1005100    MICROPHONE                                                 4      NEW
STANDARD           151-1025-00           921-4769650    TRANSISTOR                                                10      NEW
STANDARD           YNR12155MHZ           943-6980850    BRYSTAL                                                    1      NEW
STANDARD           RN60D5622F            919-4281200    RESISTENCIAS                                              38      NEW
STANDARD           48R869634             943-6995770    TRANSISTOR                                                 5      NEW
STANDARD           372-2626-018          936-6402990    TUBO                                                       4      NEW
STANDARD           270-0401-020          936-6392350    BANDA AUTOADHESIVA                                         2      NEW
STANDARD           402130                955-4888950    INTERRUPTOR                                                1      NEW
STANDARD           403704-6              955-4890170    INTERRUPTOR                                                1      NEW
STANDARD           W9712-28              955-4683500    REOSTATO                                                   2      NEW
STANDARD           SL608                 956-7807100    CONECTORES                                                 1      NEW
STANDARD           372-2601-048          936-2556250    CONTACTOS DE EMPALME                                      22      NEW
STANDARD           372-2623-024          936-2556500    SOPORTE                                                    1      NEW
STANDARD           912-3354-000          903-0491320    CONDENSADORES                                              2      NEW
STANDARD           913-0825-000          903-0491350    CONDENSADORES                                              7      NEW
STANDARD           913-0827-000          903-0491400    CONDENSADORES                                             11      NEW
STANDARD           913-0833-000          903-0491510    CONDENSADORES                                              7      NEW
STANDARD           912-2097-180          903-0491290    CONDENSADORES                                              3      NEW
STANDARD           W9712-6               955-4720000    REOSTAT                                                    1      NEW
STANDARD           401937-3              955-4888910    VARILLAS TENSORAS PARA AERODINOS                           8      NEW
STANDARD           1505345T01            943-6982310    CUBIERTA DE USO GENERAL                                    2      NEW
STANDARD           351-1071-020          936-6400180    CIRCUITOS INTEGRADOS MONOLITICOS NUMERICOS                 4      NEW
STANDARD           714-3219-010          936-6502460    Celdas electricas                                          1      NEW
STANDARD           RPX-4253A             942-6952350    Juego de repuestos                                         3      NEW
STANDARD           76A-1118              955-5106400    INTERRUPTORES ELECTRICOS PARA TENSIONES NOMINALES          2      NEW
STANDARD           W8105A-4              955-4669500    VOLTIMETROS PARA MEDIDA                                    1      NEW
STANDARD           S119322-1             919-3598250    RESISTENCIAS ELECTR.                                       2      NEW
STANDARD           18417G02              920-4612600    ANILLOS SELLOS DE CAUCHO                                   2      NEW
STANDARD           403704-7              955-4890180    INTERRUPTORES ELECTRICOS                                   1      NEW
STANDARD           13CW4                 921-4815500    PARTES USO GNRAL.AERODINOS                                 4      NEW
STANDARD           403412                955-4889720    ADAPTADORES ELECTRICOS                                     2      NEW
STANDARD           11353P23              903-1000620    CUBIERTAS                                                  5      NEW
STANDARD           YNR                   943-6980800    CRISTALES PIEZOELECTRICOS                                  2      NEW
STANDARD           18-5333E02            943-6982720    POTENCIOMETROS                                             4      NEW
STANDARD           UG491AU               903-0552490    CONECTORES ELECTRICOS                                      3      NEW
STANDARD           DBC54H22-55SN         936-2556000    CONECTORES ELECTRICOS                                      1      NEW
STANDARD           SN74H106N             903-0458150    CIRCUITOS INTEGRADOS                                       4      NEW
STANDARD           W9712-30              955-4683530    RESORTES ELECTRICOS PARA TENSIONES NOM                     2      NEW
STANDARD           76A-1115              955-5106370    PASADORES DE ACERO SIN ROSCAR                              2      NEW
STANDARD           352-0901-020          936-6403170    TRANSISTORES                                               4      NEW
STANDARD           09292P-03             901-0087150    INDICADORES DETEMPERATURA                                  1      NEW
STANDARD           353-3369-000          936-6400970    DISCOS ELECTRICOS                                          2      NEW
STANDARD           351-0355-00           936-6398860    GUIAS, EJES ELEMENTOS PARA MOTOR                          30      NEW
STANDARD           351-1013-010          936-2549620    CIRCUITOS INTEGRADOS                                       1      NEW
STANDARD           9300-218-03           903-0481040    MOTOR ELECTRICO                                            3      NEW
STANDARD           W9916-10              955-4684350    MEDIDORES DE FRECUENCIA                                    1      NEW
STANDARD           311-2047-00           919-3644980    RESISTENCIAS ELECTRICAS                                    2      NEW
STANDARD           RD-AM6976-60          903-0451540    HARNESS WIRING                                            20      NEW
STANDARD           115-1261              919-3642350    RESISTOR                                                   1      NEW
STANDARD           2050                  921-4836000    INTERRUPTOR ELECTRICO                                      1      NEW
STANDARD           402662                955-4889520    INTERRUPTOR ELECTRICO                                      2      NEW

STANDARD           334LSV                913-3110500    LAMPARAS DE INCANDECENCIA                                  3      NEW
STANDARD           2089475-0703          921-4764580    TRANSFORMADOR ELECTRICOS DE DIELECTRICO                    2      NEW
STANDARD           0105951N41            943-6980640    SOPORTES DE USO GENERAL                                    1      NEW
STANDARD           360-0260-000          936-6401410    ENCHUFES PARA UNA TENSION                                  1      NEW
STANDARD           152-0286-00           917-3561300    DIODOS EMISORES DE LUZ PARA USO ELECTRICO                 72      NEW
STANDARD           55-1037-1R0AJ01       903-0500040    CAPACITOR                                                 17      NEW
STANDARD           866A                  921-4997000    TUBOS                                                      5      NEW
STANDARD           UG274AU               903-0552260    CONECTORES ELECTRICOS                                      5      NEW
STANDARD           151-1151-00           921-4769820    TRANSISTORES SEMICONDUCTORES                               3      NEW
STANDARD           404595                955-4890100    SENSOR DE FUEGO USO EN TURBINA                             2      NEW
STANDARD           404329-1              955-4890200    LAMPARAS DE INCANDESCENCIA                                20      NEW
STANDARD           DW825                 955-5468000    ESCOBILLAS DE CARBON                                      10      NEW
STANDARD           151-0506-00           921-4768540    RESISTENCIAS ELWCTRICAS DPOTENCIA                          4      NEW
STANDARD           713670                919-4189940    RESISTENCIAS ELWCTRICAS DPOTENCIA                          1      NEW
STANDARD           352-0479-000          921-4767810    TRANSISTORES DE USO ELECTRICO                             17      NEW
STANDARD           705792-102            919-4189930    RESISTOR                                                   3      NEW
STANDARD           0105950N92            943-6980630    CONECTOR ELECTRICO                                         4      NEW
STANDARD           0105951N79            943-6980670    CONECTOR ELECTRICO                                         5      NEW
STANDARD           5005155Q03            943-6996040    TUITER DE PARLANTES                                        5      NEW
STANDARD           5105822P54            943-6996190    CIRCUITO INTEGRADO                                         2      NEW
STANDARD           352-1083-010          934-3500070    SEMICONDUCTOR ELECTRICO                                   10      NEW
STANDARD           352-1082-010          934-3500050    SEMICONDUCTOR ELECTRICO                                   11      NEW
STANDARD           351-1029-010          936-6400070    CIRCUITOS INTEGRALES                                       7      NEW
STANDARD           259-2486-010          936-6381600    INTERRUPTOR ELECTRICO MARCA COLLINS USA                    2      NEW
STANDARD           4032239               955-4860110    CUBIERTAS DE PROTECCION                                    2      NEW
STANDARD           TV9014B               903-0511120    CASSETTES                                                  1      NEW
STANDARD           259-1572-000          936-6381520    INTERUPTOR PARA TENSION                                    3      NEW
STANDARD           229-2047-030          936-6361870    MOTOR                                                      1      NEW
STANDARD           40325                 955-4890010    TARJETA ELECTRICA                                          1      NEW
STANDARD           260-1294-000          936-6383150    INTERRUPTORES ELECTRICOS                                   2      NEW
STANDARD           2589120               943-6970770    AMPLIFICADOR DE BAJA POTENCIA                              2      NEW
STANDARD           UG255U                903-0551900    CONECTOR ELEC.INF.A 260V Y 30A PARA AERODINO              11      NEW
STANDARD           151-0221-00           921-4762550    TRANSISTORES ELECTRICOS PARA AERODINOS                    10      NEW
STANDARD           40-647-547            943-4815130    PANTALLA INDICADOR                                         1      NEW
STANDARD           370-0066-140          936-6403920    PASADORES DE ACERO SIN ROSCAR                              1      NEW
STANDARD           H5860                 943-6997210    BATERIAS DE NIQUEL                                         8      NEW
STANDARD           RD-AM6727-2           903-0451510    CONECTORES                                                 1      NEW
STANDARD           8101-21-5500-09       917-3389700    BOTONES CONTROL PLASTICO                                   8      NEW
STANDARD           372-2255-020          936-6403650    CONTACTOS ELECTRICOS                                      10      NEW
STANDARD           6201                  921-4797000    TUBOS DE USO GENERAL                                      14      NEW
STANDARD           48-869476             943-6995790    TRANSISTORES SEMICONDUCTORES                               4      NEW
STANDARD           48-5504C01            943-6994990    DIODOS EMISORES DE LUZ                                     7      NEW
STANDARD           404065-1              955-4889790    RECTIFICADORES ELECTRICOS                                  3      NEW
STANDARD           284356                903-0509800    BATERIAS ELECTRICAS                                        1      NEW
STANDARD           74004                 985-9107180    MEDIDOR DE TIEMPO                                          1      NEW
STANDARD           6L6                   921-4924000    RADIO TUBE                                                 2      NEW
STANDARD           2N5090                921-4769290    TRANSISTORES SEMICONDUCTORES                               3      NEW
STANDARD           1837                  936-2556110    CONECTOR                                                   1      NEW
STANDARD           334839                919-2400200    RELEVOS                                                    3      NEW
STANDARD           680678                914-0500090    CALCOMANIAS                                                5      NEW
STANDARD           642983                914-0500070    CONTACTO                                                   5      NEW
STANDARD           642991                914-0500050    CONECTORES                                                 1      NEW
STANDARD           835421                914-0500030    SOPORTES                                                   2      NEW
STANDARD           835363                914-0500010    SOPORTES                                                   3      NEW
STANDARD           RD-AM6967-61          903-0451570    ASIENTO PARA VALVULA                                      12      NEW
STANDARD           366-1646-01           936-2552400    PLATO CUBIERTO DE USO                                      2      NEW
STANDARD           40-661-151-01         936-3565220    CRISTALES PIEZOELECTRICOS                                  1      NEW
STANDARD           40-666-2310U          919-3565000    DIODOS EMISORES                                            4      NEW
STANDARD           40-546-1773-10        943-4815110    POTENCIOMETROS                                             2      NEW
STANDARD           152-0242-00           919-3557070    CONEXIONES Y CONECTORES                                   22      NEW
STANDARD           353-1353-000          936-6400770    DIODOS SEMICONDUCTORES                                     3      NEW
STANDARD           471386-3              903-0455860    RODILLOS PARA RODAMIENTOS                                 37      NEW
STANDARD           48-869571             921-4765740    TRANSITORES                                                4      NEW
STANDARD           40-666-3557-43E       919-3565190    DIODOS                                                    10      NEW
STANDARD           5016-02-0007          917-3393080    KNOB                                                       1      NEW
STANDARD           827-0733-003          934-4000010    PARTE PARA EQUIPO DE NavaEGACION AEREA PANTALLAS           1      NEW
STANDARD           18-5100Q04            943-6982750    INTERRUPTOR                                                1      NEW
STANDARD           PTP7                  903-1006810    VARILLAS RECUBIERTAS PARA SOLDAR                           5      NEW
STANDARD           PTA7                  903-1006870    VARILLAS RECUBIERTAS PARA SOLDAR                           3      NEW
STANDARD           293-1224-010          936-6377440    FILTRO                                                     1      NEW
STANDARD           612557-1              903-1006950    PITAS EN NYLON                                             2      NEW
STANDARD           154-0025-016          903-0499850    condensadores electricos                                   4      NEW
STANDARD           289-7024-020          903-0794870    CRISTALES PARA RELOJ                                       3      NEW
STANDARD           18920G02              910-2811890    PARES EXCLUSIVAS DE AERODINO                              33      NEW

STANDARD           12840G-07             910-2811870    PARTES Y ELEMENTOS EXCLUSIVOS AERO                        16      NEW
STANDARD           26553P-01             910-2811850    CUBIERTA PLASTICA PARA SWICHT                              6      NEW
STANDARD           914-3098-910          936-9414070    CONDENSADOR                                                4      NEW
STANDARD           124-0143              919-3557090    DIODO                                                      3      NEW
STANDARD           353-3691-010          936-2550810    DIODO                                                      1      NEW
STANDARD           JANTX2N6922           921-4768350    TRANSISTOR CR-324008                                       7      NEW
STANDARD           352-9984-000          903-0511070    SEMICONDUCTOR                                              2      NEW
STANDARD           3713583-501           946-7158170    TUBO DE CATODO                                             1      NEW
STANDARD           8906AL                921-4998350    TUBO CR-636294                                             1      NEW
STANDARD           553-9842-003          936-7298850    BANDA DE CAUCHO AISLADORA                                  2      NEW
STANDARD           974-0722-000          936-6511020    RELE                                                       8      NEW
STANDARD           L5047                 934-5882500    MAGNETO                                                    1      NEW
STANDARD           381-1492-000          936-6403850    RESISTENCIA                                                6      NEW
STANDARD           974-0819-000          936-6511970    RELEVO                                                     2      NEW
STANDARD           600-B17394            903-0452450    CABRESTANTE                                                1      NEW
STANDARD           2085589-0501          934-6069120    ANILLO DE PLASTICO                                         2      NEW
STANDARD           262-2848-160          936-6385470    LAMPARA INDICADOR                                          4      NEW
STANDARD           353-2716-000          919-3554490    DIODO                                                      1      NEW
STANDARD           12061-0009            921-4771030    TRANSISTOR LINE DE 48"/33                                  2      NEW
STANDARD           1N23E                 919-3556200    RESISTENCIA                                                5      NEW
STANDARD           3718779-1             946-7160190    TRANSFORMADOR                                              1      NEW
STANDARD           2083946-0004          934-5998010    TRANSFORMADOR                                              2      NEW
STANDARD           919-0283-020          903-0521140    CAPACITOR,VAR 8PF T CR-636376                              1      NEW
STANDARD           PJ-068                906-2617750    TAPON                                                      2      NEW
STANDARD           353-3436-000          919-3555160    DIODO RECTIFICADOR                                         4      NEW
STANDARD           229-1001-000          936-6361810    MOTOR GENERADOR DE 75V A 22V                               2      NEW
STANDARD           RC07GF204J            919-4339900    RESISTENCIA                                              103      NEW
STANDARD           3718282-36            946-7158340    POTENCIOMETRO                                              3      NEW
STANDARD           7013070-117           946-7157880    BALINERA                                                   1      NEW
STANDARD           RC20GF105J            919-4422100    RESISTENCIA                                              114      NEW
STANDARD           797-7003-002          936-9404710    CINTA ELECTROMAGNETICA DE GRABACION                        2      NEW
STANDARD           253-0002-000          936-2549220    TUBO ELECTRONICO                                           3      NEW
STANDARD           350-3006-010          936-6404040    CIRCUITO INTEGRADO                                         1      NEW
STANDARD           371-0239-000          936-6402130    CONECTOR                                                   1      NEW
STANDARD           5429-2                920-4627750    SOPORTE PARA MICROFONO                                     9      NEW
STANDARD           6430A                 921-4752550    TRANSFORMADOR VARIABLE DE PODER                            1      NEW
STANDARD           931699-17S            903-0504680    CONDENSADOR                                                2      NEW
STANDARD           61-1107-3             919-4419470    CONDENSADOR                                                2      NEW
STANDARD           757-8678-001          936-9370370    FILTRO                                                     5      NEW
STANDARD           544-0578-002          936-6572110    AISLADOR CR-636010                                         6      NEW
STANDARD           352-1004-010          936-6404660    TRANSISTOR CR-636295                                       5      NEW
STANDARD           352-1110-010          936-6401340    TRANSISTOR CR-636252                                      12      NEW
STANDARD           2086526-0501          934-6078340    ENGRANAJE DE ALUMINIO                                      1      NEW
STANDARD           2086529-0501          934-6078370    ENGRANAJE                                                  3      NEW
STANDARD           481-0049B             921-4765920    TRANSISTOR                                                 2      NEW
STANDARD           270-2299-010          936-6392950    CABEZA                                                     2      NEW
STANDARD           5499K71G700           914-3249050    HORNO (PARTE)                                              1      NEW
STANDARD           2080967-0002          934-5978310    FILTRO                                                     3      NEW
STANDARD           259-1288-000          936-6379870    INTERRUPTOR                                                2      NEW
STANDARD           009-1936-010          936-6354570    VENTILADOR                                                 1      NEW
STANDARD           352-0606-010          936-6404530    TRANSISTOR                                                 4      NEW
STANDARD           372-2601-037          936-6402800    PASDOR TERMINAL                                           46      NEW
STANDARD           353-6481-510          936-6402120    DIODO                                                     33      NEW
STANDARD           TU-202M               943-6976640    VIBRASPONDER                                               2      NEW
STANDARD           M39016-6-209L         919-3579000    RELEVO                                                     6      NEW
STANDARD           262-0501-000          936-6385140    RETENEDOR                                                  1      NEW
STANDARD           280-3778-100          936-6393540    PLACA PLASTICA AUTOADHESIVA                               35      NEW
STANDARD           2080968-0001          934-5978330    FILTRO                                                     1      NEW
STANDARD           1N23ER                919-3556160    CRISTAL DE RECTIFICACION                                   2      NEW
STANDARD           2089000-0701          934-5885150    DEPOSITO LAMPARA                                           2      NEW
STANDARD           1685-1                910-2849020    INTERRUPTOR                                                1      NEW
STANDARD           360-0261-000          936-6401510    ENCHUFE                                                   10      NEW
STANDARD           352-0922-010          936-6403930    TRANSISTOR                                                 2      NEW
STANDARD           107C800-21            917-3222560    CONJUNTO MICROFONO PARA AZAFATA                            1      NEW
STANDARD           293-1223-020          936-6394620    FILTRO                                                     1      NEW
STANDARD           46063-0606            934-5822110    TORNILLO DE ALUMINIO                                      37      NEW
STANDARD           266-7532-020          936-6385930    SUICHE                                                     4      NEW
STANDARD           685-2580-003          936-8491100    PLACA DE IDENTIFICACION                                    3      NEW
STANDARD           DMC50-17              901-0051750    ANTENA                                                     2      NEW
STANDARD           2089446-0701          921-4973760    TUBO ELECTRONICO PARA RADIO                                1      NEW
STANDARD           350-3005-010          936-6400090    MICRO CIRCUITO                                             1      NEW
STANDARD           7012524-6             946-7156250    RESORTE ACERO                                              4      NEW
STANDARD           50-5181E02            943-6995950    PARLANTE                                                   2      NEW
STANDARD           913-5661-240          903-0546520    CONDENSADOR 100000 PF, 20%,50V.                            4      NEW
STANDARD           352-0400-010          936-6399700    TRANSISTOR                                                 5      NEW
STANDARD           184-7411-000          903-0508490    CONDENSADOR                                                2      NEW
STANDARD           259-2900-150          934-4000170    SWITCH ROTARY                                              4      NEW

STANDARD           64300-100             911-3018450    AUDIFONOS PARA PILOTOS                                    15      NEW
STANDARD           827-2085-001          934-4000050    AISLADOR                                                   5      NEW
STANDARD           350-9059-010          936-6403510    MONITOR DE VOLTAGE                                         1      NEW
STANDARD           351-7788-010          936-6403580    CIRCUITO INTEGRADO CR.645700                               4      NEW
STANDARD           352-9882-010          936-6404790    TRANSISTOR                                                52      NEW
STANDARD           2088837-0002          910-2857150    INTERRUPTOR .                                              3      NEW
STANDARD           721-0568-200          936-8950680    RESISTOR CR-636252                                         6      NEW
STANDARD           007-00167-0000        921-4771180    TRANSISTOR                                                 3      NEW
STANDARD           352-0636-020          936-6404400    TRANSISTOR                                                14      NEW
STANDARD           183-2277-000          903-0510570    CONDENSADOR                                                5      NEW
STANDARD           629-6936-001          936-6401090    TUNER RADIO                                                2      NEW
STANDARD           351-1218-020          934-3500090    CIRCUITO INTEGRADO                                         2      NEW
STANDARD           281-0673-030          934-4000030    PERILLA DE MANDO                                           2      NEW
STANDARD           350-0143-010          936-6402500    DETECTOR DE HUMO                                           2      NEW
STANDARD           482-5101-010          936-6411960    MEDIDOR MOVIMIENTO CR-645259                               2      NEW
STANDARD           917-1208-000          903-0522350    CONDENSADOR                                                9      NEW
STANDARD           352-0734-020          936-6404260    TRANSISTOR                                                18      NEW
STANDARD           501163-001            934-5882010    RESORTE                                                   10      NEW
STANDARD           629-359-002           934-4000290    CONECTOR                                                   2      NEW
STANDARD           3714700-502           946-7157280    INTERRUPTOR CR-636300                                      2      NEW
STANDARD           8869K2                910-2873250    INTERRUPTOR                                                1      NEW
STANDARD           CR3214-4-2            DHC-5301270    REMACHE DE ACERO                                          79      NEW
STANDARD           AN415-4               C78-1000050    PASADOR DE SEGURIDAD                                      54      NEW

 A/C            P/N                  CODIGO                        DESCRIPTION                     QTY    CONDITION
------    ---------------         -----------       ----------------------------------------      ----    ---------
FOKKER    93-1006                 723-7000430       CABEZA PARA LECTURA DE CINTAS MAGNETICAS          4      NEW
FOKKER    F9000-338-411           725-1104000       COJIN FORRADO FIBRA SINTETICA SILLA               2      NEW
FOKKER    A86699-003              725-1201070       GANCHO SUJETADOR                                  9      NEW
FOKKER    V66V29                  712-1000370       PRODUCTO CATALIZADOR ***MP***                     1      NEW
FOKKER    A6367                   712-1000190       ADITIVO ANTICORROSIVO PARA LIMPIEZ                4      NEW
FOKKER    MS20995C32              772-8525000       ALAMBRE DE ACERO NO32 ENROLLOS DE 1 LIB           1      NEW
FOKKER    ECL-G-1608              725-0000040       ECLIPSE HIG SOLIDS BAC792(WHITE)***MP***         15      NEW
FOKKER    RTV162                  712-1000030       SELLANTE                                         25      NEW
FOKKER    K110641C                725-2266810       PLACA                                            20      NEW
FOKKER    3A035-0681              725-1043570       EMPAQUE DE CAUCHO                                15      NEW
FOKKER    AMS4640-1-1/2"          750-4342840       BARRA DE ALUMINIO ALEADO                         15      NEW
FOKKER    90665A-1                725-3100490       CUBIERTA ESTRUCTURAL                              2      NEW
FOKKER    158-23-300              725-7100110       OJAL.                                            16      NEW
FOKKER    A45250-037              724-3500050       BLOQUE-FELT                                       5      NEW
FOKKER    3A026-0457              725-1043070       TUBO TORQUE                                       4      NEW
FOKKER    3A035-0417              725-1043090       CIERRE PARA TUBERIA                              12      NEW
FOKKER    3A058-0457              725-1000150       BEARING                                           6      NEW
FOKKER    3A058-0531              725-1043730       BEARING                                          28      NEW
FOKKER    90665A-2                725-3100510       INSERTADOR PLASTICO                               2      NEW
FOKKER    T6A1                    720-1100110       ESPIGOS PUNTA ESPECIAL DE ALUMINIO                4      NEW
FOKKER    AMS-4640-3/4"           750-4342800       BARRA ALUM BRONCE NIQUEL                         37      NEW
FOKKER    347-.040X36X120         750-4272600       LAMINA DE ACERO INOX 040 36X120               4,386      NEW
FOKKER    388-12-000              725-4500070       CENICERO DE ALUMINIO                            106      NEW
FOKKER    15-5 PH CRES            750-4265030       BAR 275" DIA X 50" LONG DE ALUMINIO              48      NEW
FOKKER    SEA4140-2"              750-4211800       BARRA DE ACERO CUADRADO DE 2"                    16      NEW
FOKKER    77707B                  725-3100050       BANDEJA PLASTICA                                  2      NEW
FOKKER    MILW4088TY17BAC704      704-0040000       BANDA NYLON CORREAS DE TRANSMISION            1,399      NEW
FOKKER    V-T-295,TYPE II         708-0561700       CONO HILO NYLON                                   1      NEW
FOKKER    119063-39               725-1300070       GANCHO PARA ESTIBA                                1      NEW
FOKKER    F63B7                   712-1000350       SELLANTE BASE ***MP***                            1      NEW
FOKKER    MS3100R14S-5S           738-0000030       TAPON                                             2      NEW
FOKKER    488-12-000              725-4500110       CENICERO DE ALUMINIO                              4      NEW
FOKKER    27-15-00035             723-3103090       HOUSING MAIN PART CR7230117                       1      NEW
FOKKER    RHODORSILPATE           724-2601000       COMPUESTO ANTICONGELANTE                          1      NEW
FOKKER    10398AA                 724-3500070       RECIPIENTE                                        2      NEW
FOKKER    DM02296-15              725-0000120       ALMOHADA                                         27      NEW
FOKKER    2041P/74                720-2959540       FORRO SILLA                                      53      NEW
FOKKER    FR140-350               725-2214850       TEL. SIDE                                         6      NEW
FOKKER    BA22544-1               726-2400030       SOPORTE DE ACERO                                  3      NEW
FOKKER    DM02077-5               725-2215050       PASADOR DE ALUMINIO                               3      NEW
FOKKER    F9002-269-401           725-1400290       CUBIERTA PARA LAMPARA                             3      NEW
FOKKER    F8542-015-403           721-2100550       DUCTO DE AIRE DE CAUCHO                           2      NEW
FOKKER    C4FP4132A01             727-1400390       PANEL DE INFORMACION                              1      NEW
FOKKER    SPIRIT 2                790-8877450       ROLLO CORDOBAN FORROS SILLAS                  1,614      NEW
FOKKER    MS20995C20              772-8525750       CABLE SEGURIDAD                                   2      NEW
FOKKER    10-60754-229            790-8780980       SELLO DE CAUCHO                                  26      NEW
FOKKER    BAC1498-131/7075T6      750-4327720       ANGULO DE ALUMINIO                              313      NEW
FOKKER    BAC1520-792/7178T6      750-4332870       EXTRUSION ALCOA                                 168      NEW
FOKKER    BMS13-18AT1-C1-4        710-1787430       CABLE                                         1,669      NEW
FOKKER    AND10137-1011           750-4331550       ANGULO 1X1                                      140      NEW
FOKKER    BMS13-8A20-1A           710-1787190       CABLE                                            63      NEW
FOKKER    031-9134-001            720-1313053       ENCHUFE                                           2      NEW
FOKKER    BMS13-28C1-1-14         710-1787750       CABLE                                            46      NEW
FOKKER    BMS13-51TY9CL3G20       710-1787100       CABLE                                            43      NEW
FOKKER    RG-142B-U               710-1590500       WIRE COAXIAL                                    412      NEW
FOKKER    RG108U                  710-1585250       CABLE COAXIAL                                   133      NEW
FOKKER    BAC1522-104-711         725-3490200       MOLDURA                                         195      NEW
FOKKER    RNF100-1000-1D          725-3412560       TUBO THERMOFIT                                  132      NEW
FOKKER    MIL-S-5000/2"           750-4225840       BARRA ACERO REDONDO COLL ROLD                     6      NEW
FOKKER    7/8" HEX BRASS BAR      750-4506850       BARRA HEXAGONAL DE BRONCE 7/8"                    9      NEW
FOKKER    ST221-1/2-BLUE          725-3414620       TUBO PLASTICO THERMOFIT1/4 AZUL                 146      NEW
FOKKER    5052-0/1"X.049          750-4395200       TUBING ALUMINIUM ROUND 1"X .049               1,037      NEW
FOKKER    BAC1523-7               720-2584160       SELLO                                            31      NEW
FOKKER    10'5"X3/4X8T            750-4567900       BANDA DE SEGUETA 10'5" X 3/4 .032 8 DI           23      NEW
FOKKER    6061T651-2"             750-4342950       BARRA REDONDA ALUMINIO DEDE 2"DIAMETRO           28      NEW
FOKKER    2024T3/1"X48"X76"       750-4358260       LAM ALUMIN ALLOY 1" X 48" X 76"                 250      NEW
FOKKER    RG214U                  710-1595280       CABLE COAXIAL                                    34      NEW
FOKKER    FIT-221-1/8"-WHI        725-3418650       TUBO THERMOFIT BLANCO 1/8"                        2      NEW
FOKKER    BAC1522-108-896         725-3490280       SELLO                                           200      NEW

FOKKER    BMS13-31FT1C1-18        710-1787400       CABLE                                            28      NEW
FOKKER    3856                    725-3195090       LAMINA DECORATIVA 48"X96"                         2      NEW
FOKKER    152-2483-000            725-3418640       COLLARIN AISLADOR                                17      NEW
FOKKER    FIT221-3/16 WHITE       725-3418670       TUBO PLASTICO PROTECTOR PARA CABLEADO             3      NEW
FOKKER    MIL-S-06758-3/4"        750-4215030       BARRA DE ACERO                                    2      NEW
FOKKER    BMS13-48T9C3G24         710-1789600       CABLE                                           199      NEW
FOKKER    BAC1520-993/6063T5      750-4332910       ANGULO DE ALUMINIO                              331      NEW
FOKKER    3H8794-08               790-9020000       MANGUERA                                          5      NEW
FOKKER    B10012300000            725-2200150       TORNILLO 6"X0 DE ALUMINIO                       201      NEW
FOKKER    DM02106-1F62            725-2200210       TAPABRAZO                                         6      NEW
FOKKER    2TW1-7                  726-1100090       INTERRUPTOR                                       3      NEW
FOKKER    M400D4L003              725-7200150       RELE                                             13      NEW
FOKKER    7588820                 724-1300310       FILTRO                                            2      NEW
FOKKER    212-10                  720-1100130       ESPIGA FORWING NO10                               4      NEW
FOKKER    185-10                  720-1100050       PUNTA ALLEN                                      11      NEW
FOKKER    83067                   725-3195180       PAPEL DECORATIVO                                 11      NEW
FOKKER    5856003725              710-1992040       CABLE CONTROL 3/32 X 7X19                        52      NEW
FOKKER    MS9385-10               721-5100110       EMPAQUE DE CAUCHO                                 7      NEW
FOKKER    870A2                   712-1000110       SELLANTE RX712-1000520 ***MP***                   1      NEW
FOKKER    ECCVFP876               725-3316260       TUBO DE PLASTICO                                 78      NEW
FOKKER    212-1/4A                720-1100170       ESPIGOS PUNTA ESPECIAL DE ALUMINIO               17      NEW
FOKKER    BMS13-8ATY1CLA18        710-1787210       CABLE                                            48      NEW
FOKKER    TL011-1900              720-3200010       TORNILLO DE ALUMINIO                              2      NEW
FOKKER    701391                  725-3100150       VALVULA ESCAPE PRESION                            5      NEW
FOKKER    SP126E                  727-5200090       ARANDELA DE ALUMINIO                            208      NEW
FOKKER    V2653J001P00            728-1000010       ACOPLE                                            3      NEW
FOKKER    442251                  704-0089450       BANDA PARA CINTURONES AUXY PILOTOS              147      NEW
FOKKER    5101-000-014            725-2600090       ANILLO                                            1      NEW
FOKKER    411N3222-1              725-3549100       CONJUNTO SEGURO                                   5      NEW
FOKKER    M-11849-5               720-2462200       TELA BRILLANTE                                    2      NEW
FOKKER    MS9068-266              721-3100350       ANILLO(KIT721-1000010)OJO DE CAUCHO              44      NEW
FOKKER    9818-00                 725-2700350       SEGURO                                            1      NEW
FOKKER    DM02084-11              725-2200670       ESPACIADOR DE PLASTICO                            9      NEW
FOKKER    DM02246-1               725-2200250       CUADRANTE                                         5      NEW
FOKKER    DM02679-1               725-2200270       ARANDELAS                                        23      NEW
FOKKER    51218-162               726-1100210       DETECTOR DE FUEGO                                 3      NEW
FOKKER    NAS428-5-16             727-3100150       BOLT                                             21      NEW
FOKKER    MS24692-106D            727-2100030       PIN                                               5      NEW
FOKKER    SBF50-30-021            750-2300070       KIT MODIFICACION                                  2      NEW
FOKKER    M83248-1-122            721-0000070       ANILLO DE CAUCHO                                 77      NEW
FOKKER    MS24694C47              725-1200050       SCREW                                            50      NEW
FOKKER    F7960-100-105           724-4100110       PANEL                                             2      NEW
FOKKER    F9035-234-401           725-2600070       INTERRUPTOR BASE PLASTICA                         2      NEW
FOKKER    1191-003-405            723-6100090       DESCARGADOR ESTATICO                              1      NEW
FOKKER    F9035-220-001           725-2608010       CUNA RETENEDORA DE ALUMINIO                       3      NEW
FOKKER    DM02366-3F61            725-2214610       CUBIERTA DESCANSABRAZO                            4      NEW
FOKKER    DM03380-2F61            725-2214710       CUBIERTA DE PLASTICO PARA SILLA                   7      NEW
FOKKER    DM03380-1F61            725-2214730       FUSELAJE INNER                                   42      NEW
FOKKER    DM02101-1F62            725-2214650       DESCANSABRAZO                                    10      NEW
FOKKER    DM03049-36F61           725-2214750       MESA DE ALUMINIO                                  2      NEW
FOKKER    DM02811-2F62            725-2214890       AMORTIGUADOR                                     29      NEW
FOKKER    F7960-181-032           726-2100420       PLACA PLASTICA AUTOADHESIVA                       4      NEW
FOKKER    SBF50-71-045Q           750-7100030       KIT                                               2      NEW
FOKKER    S15224-001P2            725-3567210       LAMINA DECORATIVA                               160      NEW
FOKKER    131374-4                721-1000030       FILTRO DE AIRE                                    1      NEW
FOKKER    MS21075L3               721-2600070       TUERCA DE ACERO                                 824      NEW
FOKKER    BMS13-51T14C1G20        710-1992880       CABLE                                            18      NEW
FOKKER    S14264-001P2            725-3567110       LAMINA DECORATIVA                                45      NEW
FOKKER    63333-007               723-3100070       MICROFONO DE MANO                                 6      NEW
FOKKER    514-0251A               723-5000030       INTERRUPTOR DE ACERO                              3      NEW
FOKKER    513-0065                723-5000110       INTERRUPTOR SELECTOR                              2      NEW
FOKKER    2HM19-5                 727-0100010       INTERRUPTOR                                       1      NEW
FOKKER    BAC1498-135/7075T6      750-4327750       ANGULO DE ALUMINIO                               72      NEW
FOKKER    M17/74-RG213            710-1595630       CABLE COAXIAL                                 4,000      NEW
FOKKER    MC15-42                 725-2200390       GUAYA DE ACERO                                   21      NEW
FOKKER    0L6034                  725-1900010       LAMPARA                                           6      NEW
FOKKER    2TC14-3                 725-6200190       INTERRUPTOR                                       2      NEW
FOKKER    124-11001-57AA          725-2900070       CUBIERTA PARA SILLAS                              1      NEW
FOKKER    37630                   723-4500010       CAPSULA MICROFONO                                 6      NEW
FOKKER    700D31231B              723-5000090       SWITCH                                            3      NEW

FOKKER    700D31231A              723-5000070       CONJUNTO INTERRUPTOR AUDIO                        2      NEW
FOKKER    D94174-001              725-4100130       CUBIERTA ESTRUCTURAL                              6      NEW
FOKKER    502393-409-2256         725-2214810       HARNES                                            1      NEW
FOKKER    AN929-4                 721-3100010       TAPA                                              4      NEW
FOKKER    5001-02-1004            725-6700150       CERROJO                                           1      NEW
FOKKER    96485K262               709-1100170       RESORTE DE COMPRENSION                            6      NEW
FOKKER    122-31182               725-2300070       CORTINA PLASTICA                                  7      NEW
FOKKER    M230D4N003              725-7200170       RELE                                              1      NEW
FOKKER    90665A-3                725-3100530       CUBIERTA ESTRUCTURAL                              4      NEW
FOKKER    MS14144L3               727-1100110       TUERCA DE ACERO                                   7      NEW
FOKKER    FS1292                  712-1000290       TUBE GRASA 100G                                   4      NEW
FOKKER    SP8359                  725-2700310       AMORTIGUADOR PARA SILLAS                          2      NEW
FOKKER    AGS1186-4               727-5300010       ARANDELA DE ALUMINIO                             74      NEW
FOKKER    9124-9283               725-7200190       RELE                                              2      NEW
FOKKER    MS17825-4               727-2400070       TUERCA DE ACERO                                   1      NEW
FOKKER    MS21069L3               721-2100070       TUERCA DE ACERO                                  13      NEW
FOKKER    D92707-001              725-2700430       SEGURO                                            2      NEW
FOKKER    FP301-1/4-YEL           725-3414680       TUBO PLASTICO THERMOFIT1/4AMARILLO               82      NEW
FOKKER    3A058-0309              725-1000050       PI(Y)ON                                           2      NEW
FOKKER    3A058-0107              725-1000030       EJE                                               4      NEW
FOKKER    3A001-0829              725-1000010       PI(Y)ON                                           2      NEW
FOKKER    1XE1-3                  727-0100150       SWITCH                                            7      NEW
FOKKER    83476                   725-3195140       LAMINA DE POLYVAC                                14      NEW
FOKKER    2422-257-34505          723-3100090       PARLANTE                                          1      NEW
FOKKER    SAE-X-4130-1-1/2"       750-4224450       BARRA REDONDA DE ACERO DE 1-1/2                  42      NEW
FOKKER    1/8" VARFLEX BLACK      725-3414030       TUBO DE NYLON DE 125                              2      NEW
FOKKER    F9090-072-171           711-3200030       PLACA PLASTICA AUTOADHESIVA                       8      NEW
FOKKER    600A30280               723-5000170       ESPACIADOR DE ACERO                               3      NEW
FOKKER    600A15365-309           723-5000150       PERILLA                                           3      NEW
FOKKER    F9024-127-001           725-5400250       PERILLA DE MANDO                                  3      NEW
FOKKER    12052                   723-4100010       BOTON INTERRUPTOR                                79      NEW
FOKKER    MS9058-08               724-1300230       ANILLO DE CAUCHO                                  2      NEW
FOKKER    F9090-072-167           711-3400030       PLACA PLASTICA AUTOADHESIVA                      18      NEW
FOKKER    F9032-602-404           725-2700390       BISAGRA CONJUNTO-LUGGAGE BIN                      1      NEW
FOKKER    700-B39705A             723-5100050       KIT MOD PARA RADIONAVEGACION                     18      NEW
FOKKER    MIL-L-25567 TYPE I      712-1000450       COMPUESTO DE DETECCION DE FUGA                    4      NEW
FOKKER    F10846300000            725-2266270       RESORTE SILLAS DE ACERO                         120      NEW
FOKKER    9300-A015               723-7000250       COJINETE CR-723035                               20      NEW
FOKKER    9300-356-01             723-7000050       ANILLO RETENEDOR                                 49      NEW
FOKKER    F3804-010-405           727-5300510       TUERCA DE ACERO                                   8      NEW
FOKKER    16081                   723-6100050       DESCARGADOR ESTATICO                              2      NEW
FOKKER    F1701-513-703           727-2400350       PANEL                                             7      NEW
FOKKER    F8485-336-409           727-1400350       MEDIDOR DE ESCALA                                 4      NEW
FOKKER    F8503-029-403           727-3100170       CUBIERTA ESTRUCTURAL                              2      NEW
FOKKER    RAYCHEM HTAT 48/13      725-0512350       MANGUERA ADHESIVA PLASTICA                        1      NEW
FOKKER    2A058-0727              725-1000070       PLAQUETA DE CIERRE                               10      NEW
FOKKER    2A058-0728              725-1000090       PLAQUETA DE CIERRE                                1      NEW
FOKKER    A102-2D                 725-1043590       TORNILLO METALICO DE SEGURIDAD                   92      NEW
FOKKER    3A041-0181              725-1043330       ARANDELA PLASTICA                                20      NEW
FOKKER    207830                  725-3102030       TELA DE FIBRA DE VIDDRIO                         83      NEW
FOKKER    9300-734                723-7000450       DESCARGADOR                                       5      NEW
FOKKER    3A058-0507              725-0000450       ESPACIADOR PLASTICO                              16      NEW
FOKKER    10P20-44B               725-0000010       HIG SOLIDS PRIMER                                 2      NEW
FOKKER    F8542-214-403           721-5104030       CUBIERTA                                          2      NEW
FOKKER    AVL337                  725-1400350       PASADOR DE ACERO                                 11      NEW
FOKKER    1A079-0051              725-1101030       BASE METALICA (RAIL ASSY SEATS)                   2      NEW
FOKKER    2A064-0341              725-1000110       PLAQUETA DE CIERRE                                2      NEW
FOKKER    701-0552-01             723-5000130       CONJUNTO REDUCTOR DE LUZ                          3      NEW
FOKKER    F8485-336-410           727-1400370       MEDIDOR DE ESCALA                                 4      NEW
FOKKER    A1207265                734-1200990       CONDENSADOR                                       2      NEW
FOKKER    A1235585                734-1200970       DIODO                                            94      NEW
FOKKER    93-1007                 723-7000490       CABEZA PARA LECTURA DE CINTAS MAGNETICAS          3      NEW
FOKKER    42-86-13-232            734-2384450       ARANDELA DE ALUMINIO                              2      NEW
FOKKER    42-86-11-50             734-2384410       ARANDELA DE ACERO                                 7      NEW
FOKKER    DM02084-9               725-2201010       ESPACIADOR                                       73      NEW
FOKKER    DM.03371-1              725-2201210       ESPACIADOR                                        1      NEW
FOKKER    007-05039-0001          734-0000450       DIODO                                             2      NEW
FOKKER    340-141                 734-0000250       AVISOS ESTACION N-1                               6      NEW
FOKKER    340-164                 734-0000230       AVISOS LABEL                                      6      NEW
FOKKER    340-144-235             734-0000300       AVISOS DE IDENTIFICACION                          6      NEW

FOKKER    340-143                 734-0000290       AVISOS DE INSTRUCIONES                            6      NEW
FOKKER    340-142                 734-0000270       AVISOS ESTACION N-2                               6      NEW
FOKKER    LF5050                  734-0000330       LUBICANTE                                         4      NEW
FOKKER    F7960-181-006           711-3600010       AVISO                                            16      NEW
FOKKER    F9024-148-001           752-5400250       INDICADOR                                         7      NEW
FOKKER    F9024-148-002           752-5400270       INDICADOR                                         6      NEW
FOKKER    F8200-083-003           771-0000750       ESCOBILLA                                         3      NEW
FOKKER    BAC1530-145             790-8782290       PERFIL PROTECTOR PLASTICO CON REFU               60      NEW
FOKKER    BAC1530-144             790-8782270       EMPAQUE DE CAUCHO                                43      NEW
FOKKER    N131858                 780-1034010       ESCOBILLA                                         4      NEW
FOKKER    A91328-009              738-1100070       PLACA DE ALUMINIO                                 2      NEW
FOKKER    F3703-307-403           757-6200030       CONJUNTO PLATA DE ALUMINIO                        4      NEW
FOKKER    F3703-307-401           757-6200010       BASE PLATO EN ALUMINIO                            1      NEW
FOKKER    F5106-135-001           752-1100570       BORDE                                             1      NEW
FOKKER    F5226-116-005           752-3100130       BISAGRAS                                          2      NEW
FOKKER    F5226-122-005           752-3100150       BISAGRAS                                          2      NEW
FOKKER    097-0104-70             723-0000150       CONDENSADOR ELECTRICO                             1      NEW
FOKKER    RC886                   733-4100390       CONDENSADOR                                       4      NEW
FOKKER    F7960-181-007           711-3600030       AVISO                                             2      NEW
FOKKER    F8485-340-013           711-3100010       PLACA                                             1      NEW
FOKKER    F5106-089-009           752-1100550       RODILLO DE ACERO                                 13      NEW
FOKKER    3A035-0667              725-1000410       BALINERA                                          2      NEW
FOKKER    F9015-480-001           738-3100250       ANILLO DE CAUCHO                                  3      NEW
FOKKER    ARMAFLEX 22 RUBBER      721-5100430       LAMINA AISLADORA                                 11      NEW
FOKKER    FON1-4501-2             728-1300130       LAMINA DE CAUCHO                                  2      NEW
FOKKER    2024T3/.016X48"X14      750-4352500       LAMINA DE ACERO ALEADO                          156      NEW
FOKKER    9300-341                723-7000550       CUBIERTA ESTRUCTURAL                              3      NEW
FOKKER    A1237982                734-1201030       TRANSISTOR                                       98      NEW
FOKKER    A1238004                734-1201050       TRANSISTOR                                       49      NEW
FOKKER    F4100-124-001           732-4200130       SOPORTE PLASTICO                                  4      NEW
FOKKER    JAN2N2907A              724-3000050       TRANSISTOR                                        4      NEW
FOKKER    JAN1N4148               724-3000090       DIODO                                            10      NEW
FOKKER    SP836-90                732-1000090       ANILLO DE PLASTICO                               19      NEW
FOKKER    IRF350                  724-3000170       TRANSISTOR                                       12      NEW
FOKKER    106-04181-0016          723-0000250       CONDENSADOR 180 PF                               23      NEW
FOKKER    097-00134-0002          734-0000010       CONDENSADOR                                       1      NEW
FOKKER    M660715288              730-2100250       ESCOBILLA MOTOR                                  10      NEW
FOKKER    TG40                    720-2462150       CINTA TEXTIL                                      1      NEW
FOKKER    F0N7-4150W614           752-5100030       TAPITA PLASTICA                                   4      NEW
FOKKER    H342AA62                734-2384111       CABEZA PARA LECTURA DE CINTAS MAGNETICAS          3      NEW
FOKKER    5007A400001EC           745-4003560       LAMINA GILFLOOR 48X144 DE ACERO ALEADO          276      NEW
FOKKER    F9032-410-002           725-2700650       TAPA                                              1      NEW
FOKKER    T-301-1/2H .040X36      750-4262750       LAMINA DE ACERO INOXIDABLE 040 SP/80       9,880.00      NEW
FOKKER    WL3.7034.1              750-4274510       LAMINA DE TITANIO                               216      NEW
FOKKER    F5226-323-007           752-4100210       RODILLO DE ACERO                                  6      NEW
FOKKER    NP406HB                 779-3000070       AVISO                                            10      NEW
FOKKER    H140AMV205M             734-2384230       ESTATOR DE ESFUERZO (STATOR PULLER                1      NEW
FOKKER    F9003-015-001           752-5100010       TORNILLO DE ALUMINIO                              9      NEW
FOKKER    F9007-035-001           752-1101070       ESPACIADOR DE ACERO                               2      NEW
FOKKER    F9032-410-001           725-2700630       TAPA                                              3      NEW
FOKKER    3A059-0157              725-1000470       BALINERA                                          2      NEW
FOKKER    F8103-389-001           771-0002250       BUJE                                              2      NEW
FOKKER    F8103-475-001           771-0002270       ARANDELA                                          2      NEW
FOKKER    F8503-518-001           732-5101070       PLACA DE ACERO                                    2      NEW
FOKKER    F8103-473-001           771-0002330       CAP                                               2      NEW
FOKKER    F8103-504-001           771-6300070       SOPORTE PLASTICO                                  2      NEW
FOKKER    F0N6-9203A035           755-1300030       PATCH SBF50-55-007                              784      NEW
FOKKER    N126768                 780-1034590       MOLDE CEPILLO CR 780003                           1      NEW
FOKKER    5HKS50                  724-3000190       CAPACITOR                                         2      NEW
FOKKER    622D282M055AA2A         724-3000250       CAPACITOR                                         3      NEW
FOKKER    CKR06BX104KR            724-3000230       CAPACITOR                                         6      NEW
FOKKER    BAC1522-337-556         790-8182180       TAPA RIEL48X144                                 183      NEW
FOKKER    3A066-0179              725-1043051       CORDON DE CAUCHO (BUNGEE CORD)                   11      NEW
FOKKER    F5106-273-003           752-1100660       SOPORTE                                           4      NEW
FOKKER    F1107-486-005           778-1000050       PERNO DE ACERO                                    3      NEW
FOKKER    F9007-003-039           752-1100610       COVERTORA                                         4      NEW
FOKKER    F8200-139-029           771-0000030       SELLO DE CAUCHO                                   4      NEW
FOKKER    F9006-061-007           752-5400190       SELLO DE CAUCHO                                   1      NEW
FOKKER    F8200-141-013           771-3200010       AISLANTE DE TEMPERATURA FIBRA DE VIDRIO           1      NEW
FOKKER    F8200-139-027           771-0000010       SELLO DE CAUCHO                                   4      NEW

FOKKER    L8W41                   733-2100050       LAMPARA                                          12      NEW
FOKKER    BMS13-28ATY1CL1-20      710-1787630       CABLE                                           632      NEW
FOKKER    10-60754-21             790-8781170       PERFIL PLASTICO DE PROTECCION                    16      NEW
FOKKER    AS3209-139              772-6000010       EMPAQUE DE CAUCHO                                11      NEW
FOKKER    MIL-S-8699/4330-3"      750-4225660       BARRA REDONDA ACERO DE 3"                        21      NEW
FOKKER    10-60754-313            790-8780960       EMPAQUE DE CAUCHO                                46      NEW
FOKKER    BAC1530-45              790-8782230       SELLO DE CAUCHO                                 167      NEW
FOKKER    BMS13-28ATY1CL1-18      710-1787640       CABLE                                            44      NEW
FOKKER    BAC1521-673             790-8182000       SELLO                                            54      NEW
FOKKER    BAC1521-678             790-8781960       EMPAQUE                                         146      NEW
FOKKER    10-60754-120            790-8780910       SELLO DE CAUCHO                                  28      NEW
FOKKER    BAC1521-671             790-8781970       BANDA DE CAUCHO                                  20      NEW
FOKKER    193-4                   790-9152000       MANGUERA                                         15      NEW
FOKKER    10-60754-1              790-8781130       SELLO DE CAUCHO                                  20      NEW
FOKKER    RG58AU                  710-1595370       CABLE BELDEN RG-58 A/U                           20      NEW
FOKKER    BAC1530-29-1            790-8782190       BANDA CAUCHO                                    428      NEW
FOKKER    MS24665-309             755-4000010       PASADOR DE HORQUILLA                             71      NEW
FOKKER    MS20257-4-7200          738-3762380       BISAGRA                                    2,183.00      NEW
FOKKER    F1968-4                 753-3500030       TUERCA DE ACERO                                  30      NEW
FOKKER    BAC1530-3               790-8782200       BANDA DE CAUCHO CON BULBO                         4      NEW
FOKKER    SP122G                  761-1034060       ARANDELA PARA PROPELLER                          55      NEW
FOKKER    MS9226-03               779-2301190       CABLE DE SEGURIDAD CR779023.                     15      NEW
FOKKER    G-95 1/16"X36"          705-0235500       CUBIERTA ESTRUCTURAL                       3,864.00      NEW
FOKKER    5008149-1               732-4100850       RIN DE ACERO                                      2      NEW
FOKKER    5008151-1               732-4100870       RIN RUEDA INTERIOR                                2      NEW
FOKKER    MS9556-20               772-1100510       PERNO DE ACERO                                    4      NEW
FOKKER    MS9217-05               772-1100330       PERNO DE ACERO                                    7      NEW
FOKKER    MS9967-128              773-1100290       EMPAQUE DE CAUCHO                                28      NEW
FOKKER    ST2231-16               772-2000250       BRIDA                                             3      NEW
FOKKER    AS3209-009              773-1100010       EMPAQUE DE CAUCHO                               276      NEW
FOKKER    4553                    733-5100050                                                         3      NEW
FOKKER    GWA18-6                 732-4000550       ARANDELA                                         68      NEW
FOKKER    3114349-01              772-2101650       SELLO DE PLASTICO                                 1      NEW
FOKKER    3113249-01              772-2101570       ARANDELA DE ALUMINIO                              1      NEW
FOKKER    GY18B-9                 732-4000490       REMACHE DE ACERO                                417      NEW
FOKKER    3100462-03              772-2101890       TUBO                                              2      NEW
FOKKER    3104966-01              772-2102080       SELLO DE CAUCHO                                   1      NEW
FOKKER    3107821-01              772-2101410       PLATO SEGURIDAD HAY 5 FISICO=5003D1               2      NEW
FOKKER    3105487-01              772-2101190       ARANDELA                                          7      NEW
FOKKER    3107712-01              772-2101390       EMPAQUE                                           2      NEW
FOKKER    3112218-01              772-2101550       ANILLO PARA PISTON                                1      NEW
FOKKER    3107125-01              772-2101350       ARANDELA DE ALUMINIO                             16      NEW
FOKKER    3102268-01              772-2101990       EMPAQUE DE CAUCHO                                33      NEW
FOKKER    ST3091-016              772-2000810       EMPAQUE DE CAUCHO                                 5      NEW
FOKKER    ST3023-02               772-2000310       GROMET                                           48      NEW
FOKKER    ST1478-07               772-2000050       ABRAZADERA DE ACERO                               7      NEW
FOKKER    ST3224-20               772-2000930       EMPAQUE                                          58      NEW
FOKKER    ST3190-08               772-2000850       PERNO                                             9      NEW
FOKKER    ST3081-06               772-2000730       TUERCA DE ACERO                                   1      NEW
FOKKER    MS9902-06               772-2000030       TAPON                                             6      NEW
FOKKER    3101469-01              772-2101950       EMPAQUE METALICO                                410      NEW
FOKKER    ST3045-04               772-2000590       UNION DE ACERO                                    7      NEW
FOKKER    1332-112                732-4300210       ANILLO DE CAUCHO                                102      NEW
FOKKER    1493-003                732-4300230       ANILLO DE CAUCHO                                173      NEW
FOKKER    SP836-81                732-2100150       ANILLO DE CAUCHO                                 16      NEW
FOKKER    MS29525-1               728-2100310       TAPA TANQUE COMBUSTIBLE                           3      NEW
FOKKER    M401D4F003              731-1200050       RELEVO                                            1      NEW
FOKKER    L812148                 732-4100210       CONO BALINERA Y RODILLO DE ACERO                 18      NEW
FOKKER    31-7643-1               733-1200050       BOMBILLO LUZ NAVEGACION                           1      NEW
FOKKER    71233-0001              731-2100030       DUAL                                              1      NEW
FOKKER    1332-907                732-4300250       ANILLO DE CAUCHO                                 51      NEW
FOKKER    AN6230-44               732-4000170       EMPAQUE DE CAUCHO                               178      NEW
FOKKER    GYR8B-9                 732-4000250       REMACHE DE ACERO                          15,260.00      NEW
FOKKER    9535418-1               732-4100950       SELLO DE CAUCHO PARA BALINERA                     9      NEW
FOKKER    GYN185                  732-4100450       TUERCA DE ACERO                                  58      NEW
FOKKER    7012MS160-T             732-4000430       SELLO DE CAUCHO                                  46      NEW
FOKKER    31-4747-5               733-4200010       LAMPARA MINIATURA                                 1      NEW
FOKKER    3106403-01              772-2101250       FILTRO COLADOR                                    2      NEW
FOKKER    MS21250-06020           732-4200050       PERNO DE ACERO                                  109      NEW
FOKKER    AGS3034B                732-1000030       VALVULA DE DRENAJE                                4      NEW

FOKKER    M83461/1-011            732-4000590       EMPAQUE DE CAUCHO                                69      NEW
FOKKER    9027Y70A                732-1000710       ARANDELA DE ALUMINIO                              4      NEW
FOKKER    SP43E                   761-1000070       ARANDELA DE ALUMINIO                              4      NEW
FOKKER    138-047-2454            732-2000030       SELLO DE CAUCHO RECTANGULAR                       2      NEW
FOKKER    333-016-2454-41         732-2000230       ANILLO DE CAUCHO                                  6      NEW
FOKKER    36262-4                 733-5200050       LAMPARA FLEXIBLE                                  1      NEW
FOKKER    262R162                 732-4200090       TUERCA DE ALUMINIO                                7      NEW
FOKKER    MS21250-06048           732-4000630       PERNO DE ACERO                                   26      NEW
FOKKER    SP818-41                732-1000050       ARANDELA DE CAUCHO                               11      NEW
FOKKER    8GH005549-28            733-1100050       LAMPARA                                           1      NEW
FOKKER    7759Y32                 732-1000550       ANILLO DE ALUMINIO                                4      NEW
FOKKER    58-0076-1               733-4400130       TRANSFORMADOR                                     3      NEW
FOKKER    MS24391D3L              773-1100090       TAPON                                             2      NEW
FOKKER    67798-1                 752-5200230       ESPIGA                                            5      NEW
FOKKER    M25988-1-128            773-1100510       ANILLO DE CAUCHO                                  1      NEW
FOKKER    A0945                   736-1100010       EMPAQUE DE CAUCHO                                 6      NEW
FOKKER    F5226-153-001           752-4100050       BOTON DE PLASTICO PARA TABLERO INSTRUMEN          1      NEW
FOKKER    F5226-152-001           752-4100030       MANIJA                                            1      NEW
FOKKER    F5226-187-407           752-4100070       CONJUNTO CABLE                                    3      NEW
FOKKER    F1701-527-404           757-4200090       CUBIERTA ESTRUCTURAL                              1      NEW
FOKKER    F8553-180-407           729-1300370       TUBO DE ALUMINIO                                  2      NEW
FOKKER    F8553-211-001           729-1100010       EMPAQUE DE CAUCHO                                 5      NEW
FOKKER    3247-20                 733-2100150       PORTALAMPARA                                      3      NEW
FOKKER    F9015-500-041           738-3100230       EMPAQUE DE CAUCHO                                 1      NEW
FOKKER    F8551-048-405           736-1100390       CONJUNTO SOPORTE                                  1      NEW
FOKKER    F9006-061-005           752-5300130       SELLO DE CAUCHO                                   1      NEW
FOKKER    10648F0-73              730-1300050       INTERRUPTOR                                       1      NEW
FOKKER    7101-069-003            752-8200150       SOPORTE                                           1      NEW
FOKKER    F9024-055-001           752-5400150       SELLO                                             2      NEW
FOKKER    F5106-043-431           752-4100130       SELLO DE CAUCHO                                   1      NEW
FOKKER    F7941-161-401           733-5200090       LAMPARA                                           1      NEW
FOKKER    F8426-432-001           728-1700110       TUBO DRENAJE                                      2      NEW
FOKKER    F8485-347-001           774-1100030       LEVER                                             2      NEW
FOKKER    F9015-420-401           752-4100090       COVERTORA                                         3      NEW
FOKKER    8561-3M                 730-2100150       CINTA DE POLIURETANO 4" X 36 YD                   2      NEW
FOKKER    F0N7-5147-4E06          771-1100310       TORNILLO DE ACERO                                 2      NEW
FOKKER    AE99145M                729-1300450       ACOPLE DE ALUMINIO                                1      NEW
FOKKER    MS24399J13              773-3100010       UNION DE ACERO                                    5      NEW
FOKKER    M83248-1-124            771-0000070       ANILLO DE CAUCHO                                 15      NEW
FOKKER    F8553-048-403           732-3200470       MANGUERA DE ACERO FLEXIBLE CON ACOPLES            1      NEW
FOKKER    F8553-048-401           732-3200450       MANGUERA DE CAUCHO                                2      NEW
FOKKER    MILH8794-6              790-9262150       MANGUERA DE CAUCHO                               86      NEW
FOKKER    F8551-063-003           736-1100490       CAJA                                              1      NEW
FOKKER    1153-011-011            728-2200170       SOPORTE PLASTICO                                  4      NEW
FOKKER    5778-1                  733-5200130       SELLO DE PLASTICO                                 4      NEW
FOKKER    11-2722-7               733-2700010       CUBIERTA LAMPARA                                  7      NEW
FOKKER    8757-175                775-2300090       SELLO DE CAUCHO                                   1      NEW
FOKKER    QA06881                 729-1300350       ELEMENTO FILTRANTE                                2      NEW
FOKKER    A3505                   736-1100070       EMPAQUE DE CAUCHO                                 4      NEW
FOKKER    683A90-0030B            775-2300070       SELLO DE CAUCHO                                   3      NEW
FOKKER    8686Y25                 732-1000870       MANGA DE CAUCHO                                   4      NEW
FOKKER    509-594-8862-06         761-1000120       EMPAQUE DE CAUCHO                                27      NEW
FOKKER    LPA015                  733-5200010       LAMPARA                                           4      NEW
FOKKER    B7633-1                 733-4100150       TAPA LAMPARA EN VIDRIO                            2      NEW
FOKKER    382-03-000              752-5100090       CHAPA METALICA                                    4      NEW
FOKKER    382-09-000              752-5200050       SEGURO PUERTA                                     5      NEW
FOKKER    M83248-1-113            729-1100030       ARANDELA DE CAUCHO                                2      NEW
FOKKER    AN929-6                 730-1100110       CUBIERTA ESTRUCTURAL                             11      NEW
FOKKER    CB1567Q                 777-1300050       LAMP BOARD ASSY                                   1      NEW
FOKKER    D0513AF                 777-1300030       LAMPARA                                           9      NEW
FOKKER    D0513AE                 777-1300010       LAMPARA                                          10      NEW
FOKKER    A204D20                 761-1000770       TORNILLO DE ALUMINIO                              2      NEW
FOKKER    11-5650-1               733-2000050       CIRCUITO                                          1      NEW
FOKKER    MGG1044-01              732-3100150       LAMPARA                                           5      NEW
FOKKER    MS24394J4               736-1100230       CODO EN ACERO                                     1      NEW
FOKKER    M83461-1-216            732-4000610       EMPAQUE DE CAUCHO                          1,018.00      NEW
FOKKER    AS3217-152              779-2100030       ANILLO DE CAUCHO                                  6      NEW
FOKKER    A102-1X2E               761-0000090       PERNO DE ACERO                                    1      NEW
FOKKER    AE99145E                729-1300390       ACOPLE DE ACERO                                   2      NEW
FOKKER    502422-405-2251         725-1100211       JUEGO DE CABLES                                   2      NEW

FOKKER    18037-1                 776-1200030       SOLENOIDE ELECTRICO                               1      NEW
FOKKER    MS27612-5               732-4000690       ADAPTADOR VALVULA DE PURGA                      107      NEW
FOKKER    F5106-279-407           752-1100770       ENSAMBLE CABLE                                    1      NEW
FOKKER    F9007-032-407           752-1100670       CONJUNTO CUBIERTA                                 2      NEW
FOKKER    5867-8                  733-5200110       INVERTIDOR 115V/400HZ                             2      NEW
FOKKER    SP10C                   761-0000690       WASHER                                            3      NEW
FOKKER    A27CS                   761-0000670       TUERCA                                            6      NEW
FOKKER    SP127C                  761-0000250       ARANDELA DE ALUMINIO                            233      NEW
FOKKER    7503503A1               761-0000350       EMPAQUE DE CAUCHO                                 4      NEW
FOKKER    MS24694A50              757-2400030       TORNILLO DE ALUMINIO                             16      NEW
FOKKER    1127-001-012            728-1300110       CUBIERTA ESTRUCTURAL                              6      NEW
FOKKER    MS28775-013             732-2200010       ANILLO DE CAUCHO                                140      NEW
FOKKER    69494J906               736-1100370       EMPAQUE DE CAUCHO                                61      NEW
FOKKER    40-621-059-68           734-1000150       LAMP, 5V CR 734005                                2      NEW
FOKKER    AN806-3                 729-0000170       BUJIA                                            17      NEW
FOKKER    MS27611                 732-4000670       ADAPTADOR VALVULA DE PURGA                       10      NEW
FOKKER    8GH004554-28            733-1100030       LAMPARA                                          16      NEW
FOKKER    M25988-1-212            772-1100570       EMPAQUE DE CAUCHO                                 2      NEW
FOKKER    10-60754-53             790-8781260       SELLO DE CAUCHO                                  20      NEW
FOKKER    36758-12                735-3100030       SOPORTE PARA SILLA                                1      NEW
FOKKER    31-4972-7               733-5200150       TAPA PLASTICA LAMPARA                             1      NEW
FOKKER    F0N9-6526-1             732-2100170       INTERRUPTOR                                       1      NEW
FOKKER    H301AAC13               734-2384090       RETENEDOR DE ALUMINIO                             2      NEW
FOKKER    1901449-901             734-4030150       PROCESADOR DE SEAL CR-734053                      2      NEW
FOKKER    1007U0G50               732-3100130       TORNILLO                                         10      NEW
FOKKER    9666K31                 772-8634810       CABLE ACERO                                      33      NEW
FOKKER    MS24392D16              773-1100110       UNION DE ACERO                                    1      NEW
FOKKER    30368F0-15              731-1100290       CORTA-CIRCUITO ELECTRICO                          1      NEW
FOKKER    016-01450               771-1100430       AMORTIGUADOR                                      2      NEW
FOKKER    F0N7-5147-4E04          771-1100330       TORNILLO DE ACERO                                 1      NEW
FOKKER    G8802S9                 791-1100030       CANNON                                            3      NEW
FOKKER    AS150174                773-2200010       EMPAQUE DE CAUCHO                                 6      NEW
FOKKER    G8802S15                791-1100010       CANNON                                            4      NEW
FOKKER    f8103-364-013           771-1100390       BLOCK                                             4      NEW
FOKKER    36-19764C               732-1100490       CONDUCTIVO                                        1      NEW
FOKKER    F5226-316-005           752-3100230       RESORTE DE ACERO                                  2      NEW
FOKKER    10648F0-35              733-2100070       SWITCH                                            8      NEW
FOKKER    4300-052                732-4600010       INTERRUPTOR DE REMOLQUE                           1      NEW
FOKKER    660715690A              761-1000390       RETENEDOR PLASTICO                               40      NEW
FOKKER    727776-1                736-1100530       RESORTE DE ACERO                                  8      NEW
FOKKER    200-03495-0000          734-6200070       CUBIERTA ESTRUCTURAL                              2      NEW
FOKKER    MS9967-046              773-1100270       EMPAQUE DE CAUCHO                                 1      NEW
FOKKER    N209072-2               780-1034110       SELLO DE CAUCHO                                  14      NEW
FOKKER    MS17825-3               732-4400030       EMPAQUE DE ALUMINIO                               9      NEW
FOKKER    RA45717                 761-1000670       MANGUITO PROTECTOR DE CAUCHO                     14      NEW
FOKKER    MS29513-211             728-1700030       ANILLO DE CAUCHO                                  7      NEW
FOKKER    F9006-132-401           752-5300190       RECEPTACULO                                       3      NEW
FOKKER    088-01162-0025          734-6200150       TAPAS PLASTICAS DE CIRCUITO                       3      NEW
FOKKER    088-01162-0006          734-6200130       BOTON DE PLASTICO PARA TABLERO INSTRUMEN          3      NEW
FOKKER    088-01162-0004          734-6200110       BOTON DE PLASTICO PARA TABLERO INSTRUMEN          3      NEW
FOKKER    088-01159-0033          734-6200090       LLAVE CLR CR-73407                                4      NEW
FOKKER    088-01164-0002          734-6200170       LLAVE BRT/DIM                                     4      NEW
FOKKER    f5107-152-001           756-1100090       VENTANA                                           2      NEW
FOKKER    F5106-077-004           752-1100830       ACOPLE Y LAMINA DE PLASTICO                       5      NEW
FOKKER    DB1573G                 777-0200050       TABLERO DIGITAL                                   1      NEW
FOKKER    AE99144/G               729-1300530       ACOPLE DE ACERO                                   1      NEW
FOKKER    2024-T0.063             750-4370930       LAMINA DE ALUMINIO                         2,760.00      NEW
FOKKER    F8913-009-001           728-0190050       EMPAQUE PLASTICO                                  2      NEW
FOKKER    F8553-178-001           729-1305070       ACOPLE DE ACERO                                   2      NEW
FOKKER    1191-002-415            732-1100020       DESCARGADOR DE ESTATICA                           1      NEW
FOKKER    F1107-503-401           754-1200020       COVERTORA CONJ. MAYOR.432AL                       1      NEW
FOKKER    F5225-446-401           752-4200010       COMPUERTA METALICA                                1      NEW
FOKKER    642-4011-002            734-2253020       CIRCUITO IMPRESO PARA PANEL                       2      NEW
FOKKER    642-4002-005            734-2253190       CARTA DE CIRCUITOS CR 734019.                     2      NEW
FOKKER    844-2699-040            734-2253100       DIODO                                             5      NEW
FOKKER    F8506-056-001           776-1102070       ELEVADOR                                          2      NEW
FOKKER    F5101-456-403           753-1400050       CUBIERTA ESTRUCTURAL                              2      NEW
FOKKER    F3301-162-002           751-2301010       PIEL                                              1      NEW
FOKKER    F3301-162-029           751-2301030       CUBIERTA DE PROTECCION                            1      NEW
FOKKER    A91088-401              738-1102010       CUBIERTA ESTRUCTURAL                              1      NEW

FOKKER    FRF01711-02008          757-0000030       TELA DE FIBRA DE VIDRIO                           4      NEW
FOKKER    F9045-011-415           733-2800010       RIEL EN ALUMINIO                                  1      NEW
FOKKER    SCOTCH 850              753-0000010       CINTA PARA GRABACION 25MM (10 IN )               26      NEW
FOKKER    BA20703R3               772-6000150       EXTINTOR HALLON TRIP VER-1 ***MP***               1      NEW
FOKKER    N78100-3                780-1034410       WASHER,TAB.CR 780003                             20      NEW
FOKKER    F0N9-4501-2             731-1300030       INDICADOR MAGNETICO                               1      NEW
FOKKER    856PJ4                  734-1100550       CABAZA TUBO PITOT                                 1      NEW
FOKKER    AS5102                  734-1091010       HANDSTAFF ASSY CR734005                           6      NEW
FOKKER    3053311-01              772-2160300       PLACA,NIVEL DE ACEITE PARA MOTOR F50.            45      NEW
FOKKER    788200-1                721-7100030       PLACA-CALCOMANIA                                  1      NEW
FOKKER    F7960-100-427           731-1100350       CONJUNTO PLACA                                    3      NEW
FOKKER    F9084-501-405           733-5200210       CONJUNTO TAPA                                     4      NEW
FOKKER    Y00220-405              779-3200070       LAMPARA                                           1      NEW

A/C         P/N                   CODIGO            DESCRIPTION                              QTY     CONDITION   QTY
---         ---                   ------            -----------                              ---     ---------   ---
767     MS27980-7N            125-1647160     SUJETADOR                                       43         NEW      1
767     BS062291-23           125-4300210     ESPEJO                                           1         NEW      1
767     BAC27ECT1149          111-2202090     AVISO                                            4         NEW      1
767     SA1614                123-1000390     RECTIFIER, SEMICOND                              5         NEW      1
767     2080385-0028          134-0000050     ESCOBILLA                                       79         NEW      1
767     7S238536              125-3400050     CONDENSADOR                                     39         NEW      1
767     A39005-14             125-2001830     CENICERO DE ALUMINIO                            14         NEW      1
767     BAC27TEX1976          111-2202050     AVISO                                            3         NEW      1
767     BAC27TCT0313          111-2202030     AVISO                                            5         NEW      1
767     0731801-1             125-1100690     FORRO ASIENTO                                   12         NEW      1
767     0730802-3             125-1100670     DESCANSA-CABEZA                                  2         NEW      1
767     BAC27THY0060          111-4523620     CALCOMANIA                                       1         NEW      1
767     56A831                172-3100150     PALAS FASE 1 (PW4000-94)                        19         NEW      1
767     BAC27TCH0386          111-3700170     PLACA                                            1         NEW      1
767     BAC27TCH0108          111-3800190     PLACA                                            1         NEW      1
767     BAC27TCT0312          111-4520900     CALCOMANIA                                       3         NEW      1
767     BAC27TCH0106          111-3800130     PLACA AVISO                                      2         NEW      1
767     A1226904              134-2300070     BRUSH, HOLDER CR 145020                          2         NEW      1
767     HV3625F               125-1000430     GROMMET                                        201         NEW      1
767     55-0886-1             133-4400710     CAPACITOR                                        4         NEW      1
767     M11673                125-6600090     AISLANTE ANTI-FLAMA                              2         NEW      1
767     F2072190006D          125-2400350     PARACHOQUES IZQUIERDO                            7         NEW      1
767     81008-15002           133-4500090     CONJUNTO TAPA                                    1         NEW      1
767     T2850D                134-4100150     DIODO                                           15         NEW      1
767     415T6140-1            125-3300030     SOPORTE                                          2         NEW      1
767     60-2241-3             133-4300150     ARANDELA DE PLASTICO                            12         NEW      1
767     827626-403A           125-0085150     COVER ASSY-HEADREST                              3         NEW      1
767     BAC27TEX1122          132-4521990     CALCOMANIA                                       8         NEW      1
767     BAC27TBY0013          111-4520300     CALCOMANIA                                       1         NEW      1
767     BAC27TCT0443          175-0000030     AVISO                                            4         NEW      1
767     1266-21               133-5100030     MARCO DE PLASTICO                                2         NEW      1
767     55806-815-1           131-2500070     PERILLA                                          5         NEW      1
767     2-184-013000000       125-3900290     TAPA                                             1         NEW      1
767     2-184-013100000       125-3900310     TAPA                                             1         NEW      1
767     BAC27TTR0040          111-2500010     AVISO                                            3         NEW      1
767     2611386-790           132-4300730     ESTATOR                                          6         NEW      1
767     BS063218-082052       125-4525320     AVISO DERECHO                                   10         NEW      1
767     BS062218-072052       125-4525270     AVISO                                            6         NEW      1
767     BS061218-061052       125-4525250     AVISO                                            3         NEW      1
767     3A090-0604            125-1000110     COVER (RH)                                       3         NEW      1
767     BS060P100-2S12        111-1010190     PLACARD                                          9         NEW      1
767     7449MT2N              132-0002110     ANILLO                                           4         NEW      1
767     55-0743-641L2D2       133-4400030     CONDENSADOR                                      8         NEW      1
767     A26209/723            125-2003550     BALINERA                                        13         NEW      1
767     BAC27TEX1090          132-6100070     AVISO                                            9         NEW      1
767     BAC27TEX1089          132-6100090     AVISO                                            9         NEW      1
767     BAC27TFS238           128-0000310     AVISO                                            6         NEW      1
767     50A726-01             172-1265710     TAPON                                            4         NEW      1
767     BS062291-19           125-4300230     ESPEJO                                           1         NEW      1
767     BAC27TTR0036          111-2508070     PLACA EN ALUMINIO                                3         NEW      1
767     MS28774-010           129-1101110     ARANDELA PLASTICA                               76         NEW      1
767     BAC27TFS0032          111-4523200     CALCOMANIA                                       3         NEW      1
767     417U5277-11           133-5100790     ESTRUSION                                        8         NEW      1
767     BAC27TPPS5006         111-4524900     CALCOMANIA                                       6         NEW      1
767     BAC27TPPS1401         111-8524860     CALCOMANIA                                       6         NEW      1
767     BAC27TCH0057          111-3700050     PLACA AVISO                                      1         NEW      1
767     BAC27TCA0001          111-3700030     PLACA AVISO                                      4         NEW      1
767     BAC27TBY0014          111-4520310     CALCOMANIA                                       1         NEW      1
767     JANTX2N4859           134-5100070     TRANSISTOR                                       5         NEW      1
767     3718367-909           134-4000010     TRANSISTOR                                       6         NEW      1
767     BAC27TCH0095          111-3800110     PLACA AVISO                                      7         NEW      1
767     BAC27TEX0114          111-3600010     AVISO                                            2         NEW      1
767     413T3040-145D         125-2002290     TIRA DE PIE                                      5         NEW      1
767     S274T610-5            132-0001910     ACOPLE ACERO                                     1         NEW      1
767     JANTX1N965B1          124-3100310     DIODO                                            2         NEW      1
767     F2072200006D          125-2400330     PARACHOQUES DERECHO                              5         NEW      1
767     C311101-907-04        125-2000970     LAMINA                                           9         NEW      1
767     50P135                172-1271150     BOQUILLA NO4                                     3         NEW      1
767     ST1421-15             179-4904250     PERNO                                           18         NEW      1
767     975946-2              178-3754200     RETENEDOR                                       28         NEW      1
767     MS9966-20             179-2824080     EMPAQUE                                          7         NEW      1
767     fcc400-8              138-1500030     RELEVO                                           1         NEW      1
767     BACW10AU3             152-7370850     ARANDELA                                        55         NEW      1
767     MS21902-20S           129-2323240     UNION                                            6         NEW      1
767     BACC47EF1             134-7815480     PASADOR                                        530         NEW      1
767     269-2702-020          123-1070030     SWITCH RTRY                                      1         NEW      1

767     MS21926J6             136-2330710     CODO                                             1         NEW      1
767     Q4597                 133-8497300     LAMPARA                                          7         NEW      1
767     BAC27TLG0011          111-4523930     CALCOMANIA NOSE GEAR                             2         NEW      1
767     150125-275            125-8919870     CONJUNTO CINTURON DE SEGURIDAD RETRACTIL        10         NEW      1
767     ST2299-20             179-2626450     GROMET                                          37         NEW      1
767     MS9566-12             173-1197720     ROTOR                                            9         NEW      1
767     SLR414C14             171-3237220     TUERCA                                          21         NEW      1
767     NAS1352C04LB4P        125-5406970     TORNILLOS                                        5         NEW      1
767     81102-15001           133-0891900     CUBIERTA LAMPARA                                 4         NEW      1
767     117003-24             135-1996171     GENERADOR DE OXIGENO                             5         NEW      1
767     332T4716-4            171-2832370     SELLO                                            9         NEW      1
767     CC55615               152-4200010     RODILLO                                          2         NEW      1
767     BACW10P90S            125-7373620     ARANDELA DE ALUMINIO                             5         NEW      1
767     55-1239-1             133-8053770     TUBO FLUORESCENTE                                3         NEW      1
767     G3416                 130-4300010     INDICADOR DE PRESURIZACION                       2         NEW      1
767     A2873-550             136-2133500     SELLO                                           17         NEW      1
767     14-32280-8P6          111-7581080     LAMPARA INDICADOR                                3         NEW      1
767     A3-1207               133-8336900     INTERRUPTOR INDICADOR                            3         NEW      1
767     81000-22601           133-8132800     CONJUNTO LUCES                                  31         NEW      1
767     10-0291-3             133-1014520     LLAVE, UNIDAD DE DISCO                          27         NEW      1
767     141T6920-31           132-2138180     SELLO                                            2         NEW      1
767     NAS1601-245           138-2621850     EMPAQUE DE CAUCHO                                9         NEW      1
767     NAS1601-155           138-2621830     EMPAQUE DE CAUCHO                                6         NEW      1
767     NAS1601-133           138-2621800     EMPAQUE DE CAUCHO                                6         NEW      1
767     MS27129-8             152-7374110     ARANDELA                                        28         NEW      1
767     600-154-6002          126-8184500     RELEVO                                           1         NEW      1
767     117003-22             135-1996151     GENERADOR DE OXIGENO                             6         NEW      1
767     BAC27TBY0025          111-4520370     CALCOMANIA                                       1         NEW      1
767     10-1004-7             133-0341340     LAMPARA SENAL AJUSTAR CINTURON Y NO FUMA         4         NEW      1
767     CM8628                125-7593330     BOMBILLO                                        10         NEW      1
767     8AS193                138-8374310     MICRO INTERRUPTOR                               10         NEW      1
767     400-0056-028          123-7000050     BALINERA                                        13         NEW      1
767     400-0056-027          123-7000010     BALINERA                                         2         NEW      1
767     A2873-750             136-2133510     SELLO                                           10         NEW      1
767     BV03203N40            133-8492450     CASQUILLO                                        4         NEW      1
767     BACB30VF8K2           178-2411280     PERNO DE ACERO                                   4         NEW      1
767     1268-503              133-8171800     LAMPARA                                          3         NEW      1
767     81131-13301           125-2300020     ARANDELA DE ALUMINIO                            10         NEW      1
767     81110-13301           125-2300010     CUBIERTA ESTRUCTURAL                            89         NEW      1
767     81109-13302           125-2300000     LENTE                                           39         NEW      1
767     89928-00020           125-2300030     PASADOR DE ALUMINIO                            248         NEW      1
767     BACS21AP5860RP        125-1647030     TORNILLO DE ALUMINIO                             4         NEW      1
767     417T5096-5A           133-0872170     PORTALAMPARA DE PLASTICO                         1         NEW      1
767     1-A-23                125-6100170     PARCHE TEXTIL                                    9         NEW      1
767     10HA1C4F3LAARN11R1    125-8261510     INTERRUPTOR                                      1         NEW      1
767     M25988-1-244          173-2824420     EMPAQUE DE CAUCHO                                7         NEW      1
767     680146-916            125-6100310     ANILLO                                          19         NEW      1
767     800112-2              125-6100050     TELA PARA DESLIZADORES                           4         NEW      1
767     RV05-362              138-1598030     VALVE RELIEF (IRREPARABLE)                       2         NEW      1
767     BAC27TPPS1404         111-8524890     CALCOMANIA                                       1         NEW      1
767     PWA1170-3             172-0000750     FIBRA METALICA                                  17         NEW      1
767     M25988-1-906          128-2824440     EMPAQUE DE CAUCHO                               42         NEW      1
767     BACC66G21A01AA00      134-7836690     CONECTOR                                         2         NEW      1
767     10-60754-288          127-8782610     ROTOR                                            6         NEW      1
767     728872-3              136-0963630     FILTRO                                           6         NEW      1
767     MS9565-05             129-2605700     ROTOR DE ACERO                                   1         NEW      1
767     B26202-355            125-2000510     REAR FOOT ASSEMBLY                               9         NEW      1
767     C311105-969-04        125-2000690     MOLDURA DE BRAZO                                27         NEW      1
767     B310101-1157          125-2000290     POCKET SPRING/LITERATURE)                      100         NEW      1
767     A310116-403           125-2000490     MARCO ORNAMENTAL                                 3         NEW      1
767     C311101-929-04        125-2000670     PANEL INBD-H/CAP INNER                           7         NEW      1
767     C311116-3021-023      125-2000130     BOCEL DE PLASTICO                                8         NEW      1
767     BAC27TBY0028          111-2100010     DECAL                                            1         NEW      1
767     65B54281-15           123-0000050     BASE PLASTICA PARA SOSTENER TELEFONO             3         NEW      1
767     284T0437-3            132-6100030     BRACKET ASSY                                     1         NEW      1
767     M25988-1-153          128-2810380     EMPAQUE DE CAUCHO                               41         NEW      1
767     MS28775-117           153-2626160     EMPAQUE                                         17         NEW      1
767     M25988-1-903          128-2810450     EMPAQUE DE CAUCHO                               40         NEW      1
767     452T2006-56           125-5300010     RIEL                                             1         NEW      1
767     51A168-01             172-1265230     TUBO DE ACERO CON ACOPLES                        2         NEW      1
767     3000-46-24            130-1175390     SWITCH TEMP                                      5         NEW      1
767     AB0476902             121-2500030     FILTER-HF CAB RECIRC*                            6         NEW      1
767     453T1933-22           125-5500010     PANEL ASSY (RH)                                  1         NEW      1
767     3A097-0605F           125-1101170     GUARD-SWITCH CONT                                2         NEW      1
767     8G1270                130-1175430     SWITCH PRESSURE                                  1         NEW      1
767     150125-070            125-8919800     CONJUNTO CINTURON DE SEGURIDAD RETRACTIL         8         NEW      1
767     25-1088-7             133-2400010     LENTE                                            6         NEW      1

767     2-810-010300000       152-3900010     DRAWER ASSY,ICE (PEDIR REEMPLAZ                  2         NEW      1
767     50R280-01             179-1271800     BOQUILLA NO4                                     2         NEW      1
767     MS24693C50            133-5200510     TUERCA DE ACERO                                248         NEW      1
767     899-156-612           138-3200050     SENSOR                                           2         NEW      1
767     50P031                172-1270750     ACOPLE DE ACERO                                  1         NEW      1
767     MC21-17               125-2000211     RECLINE CONTROL                                 34         NEW      1
767     MC21-34               125-2000231     MECANISMO PARA RECLINAR SILLA                   32         NEW      1
767     3000-46-14            121-4400010     SWITCH-CONT                                      1         NEW      1
767     0730801-19            125-0085200     UPHOLSTERY-BACKREST                              3         NEW      1
767     831062-401            125-0085170     COVER ASSY-BOTTOM                                1         NEW      1
767     M10049-010-001        125-2100430     CAJAS DE DURALUMINIO                            63         NEW      1
767     1265-3                133-2400030     MARCO DE PLASTICO                                2         NEW      1
767     490138-203            125-0000050     KIT PRIMEROS AUXILIOS                            2         NEW      1
767     10-1005-68            133-2115700     SENALES DE PLASTICO (BANO OCUPADO)               1         NEW      1
767     808492-1              136-1200010     FILTRO DE AIRE                                   4         NEW      1
767     284T0588-6            133-2831930     EMPAQUE                                          1         NEW      1
767     0218-0032-4           199-1900010     VALVULA                                          1         NEW      1
767     65B54282-7            123-0000030     CRADLE                                           6         NEW      1
767     434-093-003           125-0326520     CIRCUITO INTEGRADO                               3         NEW      1
767     M25988-1-125          128-2810180     EMPAQUE DE CAUCHO                               11         NEW      1
767     M25988-1-140          128-2810250     EMPAQUE DE CAUCHO                               68         NEW      1
767     M25988-1-141          128-2810260     EMPAQUE DE CAUCHO                               44         NEW      1
767     811165-411            125-3015750     ACOPLE DE ACERO                                  1         NEW      1
767     855307-8              133-2246160     VISOR ESTRUCTURAL                                6         NEW      1
767     BAC27TFS0003          111-4522930     CALCOMANIA                                       6         NEW      1
767     50P070                172-1270900     BOQUILLA NO4 ACERO CON SOPORTES EXTREMOS         2         NEW      1
767     MS24693C270           127-4859580     TORNILLO                                        43         NEW      1
767     BAC29PPS13613         111-1010110     PLACA DE ALUMINIO                               19         NEW      1
767     50P128                172-1271100     BOQUILLA NO4                                     2         NEW      1
767     1111233-07            125-0085120     CINTURON DE SEGURIDAD                            5         NEW      1
767     50P108                172-1271030     BOQUILLA NO4                                     4         NEW      1
767     12S1-11-1AA           125-2100230     STUD                                            22         NEW      1
767     015T1403-1            127-3100010     KIT DE REPARACION O REMPLAZO                     3         NEW      1
767     AS3209-378            172-2809790     EMPAQUE DE CAUCHO                                5         NEW      1
767     501230-20             125-2800030     CHAPA METALICA                                  10         NEW      1
767     A113-2E               125-2100070     PERNO DE ACERO                                 273         NEW      1
767     81000-22703           133-0343150     VISOR ESTRUCTURAL                               15         NEW      1
767     417T3056-328A         125-2300090     PANEL CONJUNTO                                   1         NEW      1
767     BACB30MR8K23          127-2401830     PERNO                                           14         NEW      1
767     BACW10CA8CC           127-7372990     ARANDELA                                        40         NEW      1
767     BACB30MR8K27          127-2401870     PERNO                                           20         NEW      1
767     850125-1              125-6100110     TORQUE PAINT                                     1         NEW      1
767     272T6124-2            132-3291210     MANGUERA                                         1         NEW      1
767     BAC29PPS3992          111-5190230     CALCOMANIA EN ALUMINIO                           4         NEW      1
767     03-2-236-0029         125-8590150     VENTILADOR CIRCULACION                           2         NEW      1
767     2721-1                125-3300010     FILTRO                                          16         NEW      1
767     69-36754-19           125-0085210     DESLIZADOR DE EMERGENCIA                       196         NEW      1
767     2400-3                124-0399120     SUICHE                                           3         NEW      1
767     NAS1398D5-2           135-4574390     TUERCA DE ACERO                           1,405.00         NEW      1
767     NAS1611-029           127-2622130     EMPAQUE DE CAUCHO                               57         NEW      1
767     A9292-3               133-4000110     ARANDELA DE ALUMINIO                            11         NEW      1
767     NAS1398MW5-3          135-4575090     REMACHES BLINDADOS DOR                         490         NEW      1
767     8268-407AV            125-4100030     ANILLO DE REFUERZO DE CONSOLA FRONTAL            6         NEW      1
767     417U5201-3            133-6000030     CABLE CONECTOR ELECTRICO                        10         NEW      1
767     M25988-1-034          126-0010290     ANILLO CR-116224 DE CAUCHO                      10         NEW      1
767     M25988-1-029          126-0010250     ANILLO CR-116224 DE CAUCHO                      65         NEW      1
767     271T0070-6            129-0100600     PARTE FILTRO                                     3         NEW      1
767     65-57464-1            126-1300010     DETECTOR DE HUMO                                 6         NEW      1
767     831063-403            125-0085160     COVER ASSY-BACK                                  2         NEW      1
767     452T1640-1            125-5300050     RESTRAINT ASSY                                   1         NEW      1
767     MD080817-3            138-1100030     PASADOR                                          2         NEW      1
767     EAM-PF-008            125-6600230     ROLLO TELA SINTETICA PARA SALVAVIDAS             7         NEW      1
767     5774-1                133-8450500     BOTON DE PLASTICO PARA TABLERO INSTRUMEN         6         NEW      1
767     455T1111-1            133-3700090     CONJUNTO CUBIERTA                                1         NEW      1
767     655-5148-007          123-0000170     LAMINA DE ALUMINIO                              10         NEW      1
767     A13002900000          125-2400250     TORNILLO DE ALUMINIO                            74         NEW      1
767     A13002500000          125-2400210     TORNILLO DE ALUMINIO                           300         NEW      1
767     A13008000000          125-2400270     TORNILLO DE ALUMINIO                            61         NEW      1
767     646-8330-012          123-1200130     CIRCUIT, CARD                                    2         NEW      1
767     ARNM6-101KLM          132-0000250     VARILLA                                          6         NEW      1
767     60-2739-49            133-4300210     SOPORTE DE ACERO                                 2         NEW      1
767     BS060055-219GR3       125-4100390     BISEL                                            4         NEW      1
767     BS060054-219GR3       125-4100370     BISEL                                            4         NEW      1
767     152020-1-20E          129-1101450     CONJUNTO ACOPLE                                  2         NEW      1
767     417T3060-51A          125-2300330     PANEL CONJUNTO-OXY DOOR                          2         NEW      1
767     BS062290-22           125-4100410     ESPEJO                                           2         NEW      1
767     015T1452-1            127-1100370     WIRE PROVISIONS KIT                              3         NEW      1

767    00091-005             138-3200230    BOWLAND SHROUD-OUTER                           11    NEW                1
767    BS063210-2            125-4300090    ESPEJO                                          1    NEW                1
767    S413T102-11           125-6600150    RESORTE DE ACERO                                8    NEW                1
767    7S609960              125-3280170    CONJUNTO PUERTA                                 1    NEW                1
767    BAC27TFS0134          111-2400070    CALCOMANIA                                      1    NEW                1
767    113T8222-2            132-0000190    HERRAJE                                         3    NEW                1
767    DEC92-005-501         179-1272170    TAPON DETECTOR - ETOPS                          2    NEW                1
767    3118588000VN-AV       125-0000370    FORRO ESPALDAR B/C                             44    NEW                1
767    3117106000VN-AV       125-0000530    FORRO DESCANSAPIES F B/C                       17    NEW                1
767    3117107000VN-AV       125-0000510    FORRO DESCANSAPIES I    B/C                    45    NEW                1
767    3117223000VN-AV       125-0000430    FORRO CABECERA   B/C                           55    NEW                1
767    2612446-630           132-4300570    ESTATOR                                         2    NEW                1
767    A800100-3             126-2400010    EXTINTOR BA|O                                   1    NEW                1
767    81003-13301           133-2400050    TAPA LAMPARA DE VIDRIO                         70    NEW                1
767    411T1206-28           125-2100130    TRACK ASSY                                      6    NEW                1
767    C311116-964-04        125-2001070    COMPARTMENT MOULDING-INBOARD                   27    NEW                1
767    BAC29PPS6378          111-2100210    PLACA-AVISO                                     6    NEW                1
767    BAC27TFS0056          111-4523440    CALCOMANIA                                      7    NEW                1
767    BAC27TFS0031          111-4523190    CALCOMANIA                                      5    NEW                1
767    BMS13-60 TY 10,18     110-0000030    ALAMBRE                                        85    NEW                1
767    2606799-011           132-4300390    RETENEDOR DE ALUMINIO                          69    NEW                1
767    69B90191-4            120-6925000    EMPAQUE DE CAUCHO                               1    NEW                1
767    BS063210-1            125-0042870    ESPEJO                                          3    NEW                1
767    BACS40A16-32          120-0159500    CALZA                                           5    NEW                1
767    63-9450               120-1039020    ARANDELA                                        6    NEW                1
767    69-21992-3            120-1835900    EMPAQUE DE CAUCHO                               2    NEW                1
767    65-79167-14C          120-1519240    PANEL                                           6    NEW                1
767    69B60880-1            120-6923510    PESTILLO                                       10    NEW                1
767    69B11039-1            120-6902340    TERMINAL                                        2    NEW                1
767    63-1354-1             120-1002920    TAPA                                            5    NEW                1
767    65B63562-1            120-5519210    ESLABON                                         3    NEW                1
767    65-25366-2            120-1275400    PUERTA                                          1    NEW                1
767    65B11009-1            120-5515190    MANIVELA                                        1    NEW                1
767    51H697                175-1274960    BRIDA                                          10    NEW                1
767    53T622-01             175-1282800    TUBO                                            1    NEW                1
767    51H875                172-1275090    TAPON                                           2    NEW                1
767    70R524                172-1283800    VALVULA                                         1    NEW                1
767    53T418-01             172-1282470    SOPORTE                                         1    NEW                1
767    BACB10C238HM          120-0033430    BEARING   REEMP A 120-003                       1    NEW                1
767    65-46695-15           120-1377750    VARILLA DE ALUMINIO                             1    NEW                1
767    66-17189-2            120-1584990    DESLIZADOR                                      4    NEW                1
767    69-16924-1            120-1804420    SOPORTE DE ALUMINIO                             5    NEW                1
767    51T490                175-1275950    MULTIPLE                                        1    NEW                1
767    51T457                175-1275860    TUBO                                            1    NEW                1
767    70R146                172-1283450    EMPAQUE                                         1    NEW                1
767    52T659                172-1278830    SOPORTE                                         1    NEW                1
767    51H696                172-1274900    SOPORTE                                         1    NEW                1
767    51T306                172-1275550    GROMET                                          1    NEW                1
767    52T771                175-1279320    CORAZA                                          1    NEW                1
767    53T398                172-1282350    SOPORTE                                         1    NEW                1
767    53T392                173-1282300    SOPORTE                                         1    NEW                1
767    53T003-01             175-1280530    MULTIPLE                                        1    NEW                1
767    52T879-01             173-1279580    RETENEDOR                                       1    NEW                1
767    490111                172-4901110    PERNO                                          10    NEW                1
767    593111                172-5931110    TORNILLO                                      100    NEW                1
767    70T535                172-1284450    PERNO                                          10    NEW                1
767    70R502                172-1283750    TAPON                                           1    NEW                1
767    52T111-01             172-1277480    SOPORTE                                         1    NEW                1
767    52T698-01             173-1279060    SOPORTE                                         1    NEW                1
767    793423                172-7934230    TUERCA                                         15    NEW                1
767    51T359                175-1275640    MANGUERA                                        1    NEW                1
767    51T358                175-1275630    MANGUERA                                        1    NEW                1
767    53T396-01             175-1282330    SOPORTE                                         4    NEW                1
767    52T941-01             172-1279960    BRIDA                                           1    NEW                1
767    52T713                172-1279200    SOPORTE                                         1    NEW                1
767    51H447                179-1274770    SOPORTE                                         1    NEW                1
767    52T609                175-1278500    SOPORTE                                         1    NEW                1
767    51T202                172-1275330    GROMET                                          1    NEW                1
767    70T330                172-1284250    ESPACIADOR                                     10    NEW                1
767    53T098                175-1280800    MANGUERA                                        1    NEW                1
767    51H871                172-1275050    SOPORTE                                         1    NEW                1
767    663680                172-6636800    PERNO                                           1    NEW                1
767    70R631                179-1284020    SOPORTE                                         1    NEW                1
767    512640                172-5126400    EMPAQUE                                       132    NEW                1
767    69-40075-2            120-1911260    ESPACIADOR                                      1    NEW                1
767    51T387                173-1275780    TUBO                                            1    NEW                1
767    70R113                179-1283260    CAJA                                            1    NEW                1

767    673205                172-6732050    INSERTADOR                                      2    NEW                1
767    5-89358-22            120-1529290    KIT VENTANA                                     1    NEW                1
767    69-71638-14           120-1997250    ARANDELA                                      162    NEW                1
767    66-20484-1            120-1596080    BRIDA                                           2    NEW                1
767    S9413-016             149-2700030    EMPAQUE                                        98    NEW                1
767    66-15389-1            120-1578670    SPACER      USO.SPOILERS                       40    NEW                1
767    69-26275-1            120-1858050    RODILLO DE ACERO                                1    NEW                1
767    66-19149-2            120-1592250    ESPACIADOR                                     28    NEW                1
767    66-15974-2            120-1581510    BUJE                                            5    NEW                1
767    69-20782-4            120-1828810    INDICADOR                                      11    NEW                1
767    65-4116-119           120-1362790    COBERTOR                                        2    NEW                1
767    66-2368-3A            120-1600520    MANIJA DE PLASTICO USO TREN DE ATERRIZAJ       21    NEW                1
767    69-49803-1            120-1952800    RETENEDOR                                       5    NEW                1
767    66-10542              120-1539640    SOPORTE                                        62    NEW                1
767    69-58155-1            120-1983480    TUERCA                                          6    NEW                1
767    BACS12AG6F            120-0155640    TORNILLO                                       22    NEW                1
767    52T924-01             172-1279880    SOPORTE                                         1    NEW                1
767    65B39210-39           120-5516140    SELLO NO.11                                     2    NEW                1
767    69-71638-16           120-1997270    ARANDELA                                        9    NEW                1
767    65-10505-193          120-1070060    SELLO                                          15    NEW                1
767    69-25954-1            120-1857740    CUBIERTAS                                       2    NEW                1
767    65B15972-202          120-5516130    SELLO                                           2    NEW                1
767    52T663                172-1278850    SOPORTE                                         1    NEW                1
767    65-17846-12           120-1189330    TUBO                                           11    NEW                1
767    66-3436               120-1640720    REJILLA                                         2    NEW                1
767    65B50422-6            120-1534170    CABLE                                          27    NEW                1
767    69-39637-1            120-1909100    RODILLO                                         9    NEW                1
767    4-80141-1             120-0628970    BRAZO                                           6    NEW                1
767    66-13629-2            120-1570700    AISLADOR DE CAUCHO                              5    NEW                1
767    65-2013-30A           120-1221580    SOLENOIDE                                      81    NEW                1
767    51H872                172-1275060    SOPORTE                                         1    NEW                1
767    52T868                172-1279510    SOPORTE                                         1    NEW                1
767    66-20790-1            120-1596330    MECANISMO                                       1    NEW                1
767    66-15809-1            120-1581040    EMPAQUE                                         2    NEW                1
767    53T283-01             173-1281920    SOPORTE                                         1    NEW                1
767    70T337                172-1284320    PASADOR                                         5    NEW                1
767    613954                172-6139540    TUERCA                                         18    NEW                1
767    52T360                173-1277900    CALZA                                          10    NEW                1
767    70R236                172-1283600    SEGURO                                          1    NEW                1
767    69-71638-12           120-1997230    ARANDELA                                       15    NEW                1
767    69-9784-7             120-2034770    PIN          CRS 210040-6105                    1    NEW                1
767    66-12406-1            120-1566360    BUJE         CR-630622                          8    NEW                1
767    65-17841-142          120-1191670    TUBO                                            4    NEW                1
767    69-48404-1            120-1950110    CONJUNTO CUBIERTA                               1    NEW                1
767    69-28471-1            120-1863160    TOPE                                           21    NEW                1
767    65B60673-1            120-5517670    SOPORTE                                         2    NEW                1
767    65-25302-3            120-1275240    MEDIDOR     USO CR.630794                       3    NEW                1
767    66-12916-7            120-1567110    TUERCA                                          3    NEW                1
767    66-10233              120-1533540    PERNO                                          24    NEW                1
767    66-12404-4            120-1566340    BUSHING                                        12    NEW                1
767    66-16333-1            120-1582970    BUJE                                            6    NEW                1
767    69-39631-1            120-1908870    BUJE                                           28    NEW                1
767    66-19138-4            120-1592210    BUJE                                            4    NEW                1
767    69-43972-1            120-1928210    RESORTE                                         3    NEW                1
767    65-19657-20           120-1215130    SOPORTE                                         2    NEW                1
767    69-64348-2            120-1995420    CALZA                                           2    NEW                1
767    65-79832-1A           120-1519900    REJILLA RETORNO AIRE                           26    NEW                1
767    65-67263-50           120-1473810    MALLA                                           5    NEW                1
767    65-28109-6            120-1294940    CAJA                                            1    NEW                1
767    65-71561-1            120-1502710    PUNTA PATIN DE COLA                             5    NEW                1
767    69-18713-800          120-1810990    ACOPLE DE ACERO                                 2    NEW                1
767    69B63584-1            120-6924100    BISAGRA CONEXION                                4    NEW                1
767    BACS13S156B           120-0156180    FERRULE ROJOS                                 332    NEW                1
767    66-15388-2            120-1578660    ARANDELA                                       34    NEW                1
767    66-12237-1            120-1566270    BUJE                                            2    NEW                1
767    628005                179-6280050    ARANDELA                                       22    NEW                1
767    66-15499-1            120-1580070    SELLO DE CAUCHO                                 1    NEW                1
767    BACS34A21             120-0158660    ANILLO USO CR630454 DE CAUCHO                   3    NEW                1
767    63-2007               120-1013600    LAMINA                                          2    NEW                1
767    69-48313-5            120-1950080    COLLAR                                          4    NEW                1
767    69-10476-1            120-1717920    CABLE                                           1    NEW                1
767    69-3863-7             120-1905610    PADDING L.H    635030                           1    NEW                1
767    66-17157-2            120-1584920    BALINERA                                        4    NEW                1
767    66-15974-1            120-1581500    BUJE                                            9    NEW                1
767    66-14687-2            120-1575110    BUJE                                            4    NEW                1
767    66-16603-2            120-5640850    ESPACIADOR                                      8    NEW                1
767    65C15732-51           120-6990860    CONEXION MAMPARO                                1    NEW                1

767    65B40135-1            120-5515370    PERSIANA                                        5    NEW                1
767    65C15732-52           120-6990900    CONEXION MAMPARO                                1    NEW                1
767    65B90077-1            120-5519010    ENTRADA                                         3    NEW                1
767    10-60545-48A          120-0307530    RODAMIENTO 803-032797                           3    NEW                1
767    BACW10P98A            120-0174400    ARANDELAS                                      10    NEW                1
767    66-19345-1            120-1592860    SPRING                USO.CR.630722            12    NEW                1
767    69-53787-11           120-1972530    EMPAQUE DE CAUCHO                               9    NEW                1
767    69-62349-1            120-1992460    BRACKET                                         2    NEW                1
767    66-19149-1            120-1592230    ESPACIADOR DE ALUMINIO                          8    NEW                1
767    66-14917-1            120-1575530    ARANDELA                                        2    NEW                1
767    66-12156-28           120-1565840    CENICERO                                        1    NEW                1
767    69-13908-2            120-1797480    RESORTE DE ACERO                                2    NEW                1
767    69-13908-1            120-1797690    RESORTE                                         4    NEW                1
767    66-17745-3            120-1585710    RESORTE                                         6    NEW                1
767    69-68036-2            120-1279750    TOPE                                            8    NEW                1
767    65-96648-11           120-1529050    SELLO                                           2    NEW                1
767    66-12874-4            120-1566700    BUJE                                            4    NEW                1
767    69-20168-2            120-1826590    AMORTIGUADOR                                    1    NEW                1
767    69-41868-3            120-1917100    SELLO                                           2    NEW                1
767    M25X1001-1            120-1240400    PANEL                                           6    NEW                1
767    69-21328-2A           120-1831530    REFUERZO                                        5    NEW                1
767    65-88058-17           120-1522650    TUBO                                            2    NEW                1
767    66-20707-1            120-1596100    RODILLO                                         1    NEW                1
767    65C15764-119          120-6991890    KIT                                             1    NEW                1
767    65-27365-1            120-1283500    ALMOHADILLA                                     2    NEW                1
767    69-59074-1            120-6730000    TUERCA DE ACERO                                 5    NEW                1
767    66-19116-5            120-1592070    TIRA                                            8    NEW                1
767    10-60725-1320         120-0309850    PLACA ALTO COMBUSTIBLE                          2    NEW                1
767    69-58643-1            120-1984380    PASADOR                                         2    NEW                1
767    10-61906-1            120-1598910    COJINETE USO TREN DE ATERRIZAJE                 1    NEW                1
767    65-41336-1            120-1363010    CAJA                                            8    NEW                1
767    69-63642-3            120-1995060    CAJA                                            2    NEW                1
767    A8224                 120-0317200    GANCHO                                        232    NEW                1
767    BACS13S219B           120-0156190    ESPACIADOR                                    224    NEW                1
767    65-26114-16d          120-1278170    RELLENO                                         4    NEW                1
767    65-22797-5            120-1257250    FUSELAJE    NO.24 A,B,C.                        1    NEW                1
767    BAC27DHY115           120-0186100    CALCOMANIA                                      6    NEW                1
767    69-13995-4            120-1798840    PERNO       REEMP.A 120-179                    28    NEW                1
767    69-26258-17           120-1858160    FITTING      USO.FLAPS                         12    NEW                1
767    66-13325-1            120-1570110    PERNOS DE OJO                                   8    NEW                1
767    66-14719-5            120-1575340    PERNO                                           6    NEW                1
767    65-26766-6            120-1282860    RIEL                                            3    NEW                1
767    69-68855-1            120-1996600    VALVULA                                        37    NEW                1
767    69-63653-1            120-1995080    RETENEDOR                                       1    NEW                1
767    66-19132-1            120-1592140    DESLIZADOR                                      3    NEW                1
767    69-5448-4b            120-1975980    SELLO                                           3    NEW                1
767    65-96195-3            120-5508150    KIT IZQUIERDO                                   1    NEW                1
767    65-17347-43           120-1183430    SELLO ESPOILER                                 90    NEW                1
767    65-98944-16           120-5510490    KIT                                             1    NEW                1
767    69-21189-19           120-1830760    PERNOS                                          1    NEW                1
767    69-21128-2            120-1830490    SOPORTE                                         1    NEW                1
767    BACS40R005B028F       120-0158750    CALZA                                           6    NEW                1
767    69-28470-2            120-1863150    GUIA                                            1    NEW                1
767    69-22859-4            120-1836910    RODILLO                                         1    NEW                1
767    65C33202-1            120-6992830    KIT                                             4    NEW                1
767    65-17976-4            120-1191370    VALVULA                                         2    NEW                1
767    69-68036-1            120-1858030    TOPE                                            9    NEW                1
767    65-4168-192           120-1363570    PANEL                                           1    NEW                1
767    65-65973-2            120-1470910    SOPORTE                                         5    NEW                1
767    65-89361-7            120-1523840    KIT                                             2    NEW                1
767    65B04835-14           120-5512660    GANCHO PUERTA                                   1    NEW                1
767    69-15742-1            120-1801510    PLACA                                           5    NEW                1
767    69-30124-1            120-1876310    TUERCA DE ACERO                                 3    NEW                1
767    69-20821-14           120-1829050    SOPORTE                                         2    NEW                1
767    69-11242-14           120-1732590    VARILLA                                        15    NEW                1
767    65-89092-2            120-1523820    KIT                                             1    NEW                1
767    65-30084-1D           120-1318100    COLGADERO                                       3    NEW                1
767    65B60426-5            120-5519020    LARGUERILLO                                     1    NEW                1
767    65-2124-3             120-1241170    SELLO                                           2    NEW                1
767    66-20933-1            120-1596320    CORREDERA                                       1    NEW                1
767    66-16618-3            120-1583450    ARANDELA DE ALUMINIO                          113    NEW                1
767    69-11242-13           120-1732580    VARILLA                                         8    NEW                1
767    65B90061-7            120-5521030    SELLO                                           2    NEW                1
767    65B90037-4            120-5520740    SOPORTE                                         1    NEW                1
767    65-26789-26A          120-1282460    PIEL DERECHA                                    1    NEW                1
767    66-20127-1            120-1595360    ARANDELA                                        4    NEW                1
767    65-21864-29           120-1241240    TUBO                                            2    NEW                1

767    65-21864-30           120-1241180    TUBO                                            2    NEW                1
767    65-92687-45           120-1283560    KIT                                             1    NEW                1
767    2608816               132-0569450    PESO                                           10    NEW                1
767    2609235               132-0571400    TORNILLOS                                      20    NEW                1
767    2606968               132-0568950    PERNO                                          12    NEW                1
767    2609675               132-0572150    PLACA                                          16    NEW                1
767    BACR12BE012N          120-0149120    SELLO                                           5    NEW                1
767    66-8310               120-1683660    TAPA                                            1    NEW                1
767    69-20263-1            120-1825330    VISERA                                          6    NEW                1
767    65-46695-11           120-1377640    VARILLA DE MOTOR                                4    NEW                1
767    BACB30LU4-40          120-0059340    PERNO DE ACERO                                  5    NEW                1
767    65-16330-90           120-1170180    BUJE                                            1    NEW                1
767    BACJ40F44-28          120-0098500    AMORTIGUADOR                                    2    NEW                1
767    65B55755-39SP         120-5516160    CONJUNTO LINEA                                  1    NEW                1
767    10-60015-17           125-2010050    MEDALLON                                        1    NEW                1
767    65B61152-3            120-5518020    GUIA                                            1    NEW                1
767    69-10327-4            120-1714620    EJE EXTERIO                                     2    NEW                1
767    69B60655-1            120-5518670    ESPACIADOR                                      5    NEW                1
767    69B60654-1            120-6916190    PASADOR                                         1    NEW                1
767    65B56147-23           120-5516110    RELLENADOR                                      5    NEW                1
767    69-71097-1            120-1996920    RESORTE DE ACERO                                2    NEW                1
767    65-71663-1            120-1503630    CILINDRO                                        1    NEW                1
767    69-17963-9            120-1807380    CALZA                                          16    NEW                1
767    10-60754-52           120-0310090    EMPAQUE DE CAUCHO                               5    NEW                1
767    69-48525-2            120-1950480    ZAPATA                                         65    NEW                1
767    66-20287-1            120-1595470    ARANDELA                                        8    NEW                1
767    66-2616               120-1614770    EMPAQUE                                         1    NEW                1
767    69-48313-4            120-1950060    ADAPTADOR                                       8    NEW                1
767    65B13844-5            120-5516330    CONJUNTO OREJA                                  1    NEW                1
767    BACB30NE5-25Y         120-0060270    PERNO                                           6    NEW                1
767    10-60800-1            120-2410030    CONEXION DE CAUCHO                              1    NEW                1
767    65-88230-38           120-1523150    PARTE ESTRUCTURAL DEL AVION PUNTA DEL AL        1    NEW                1
767    66-16646-1            120-1583730    RETENEDOR                                       3    NEW                1
767    66-15958-1            120-1581440    PERNO                                           1    NEW                1
767    65-85900-2            120-1521150    BRIDA                                          10    NEW                1
767    65-32229-1            120-1327210    MANIFOL          CRS 235087-6355                7    NEW                1
767    66-15208-1            120-1577320    EMPAQUE                                         2    NEW                1
767    65-47144-18           120-1379090    KIT                                             4    NEW                1
767    66-12917-5            120-1567030    MANGA                                           1    NEW                1
767    65-87208-11           120-1522860    KIT                                             1    NEW                1
767    65-21873-603          120-1243350    SELLO DE CAUCHO                                 2    NEW                1
767    65-23644-18           120-1260630    CIRCUITO                                        1    NEW                1
767    69-9028-5             120-2009040    FALDILLA                                        2    NEW                1
767    66-18312-1            120-1588860    RETENEDOR                                       2    NEW                1
767    60-4365               120-0962480    MANGA                                          11    NEW                1
767    69B63401-2            120-6923840    TRINQUETE                                       2    NEW                1
767    65C18482-3            120-6991280    KIT                                             2    NEW                1
767    6-55060               120-0902050    EMPAQUE DE CAUCHO                              19    NEW                1
767    65C15764-104          120-6991750    KIT                                             1    NEW                1
767    65C30471-6            120-6993030    PERNO                                           2    NEW                1
767    69-49527-2            120-1952370    TUERCA                                          7    NEW                1
767    66-8871               120-1689200    SELLO DE CAUCHO                                 3    NEW                1
767    69-17703-5            120-1805180    PASADOR                                         1    NEW                1
767    66-15958-3            120-1581580    BOLT                                            7    NEW                1
767    69-54001-3            120-1972960    "O" RING        CR 630738-790-9                 1    NEW                1
767    65-95718-1            120-1529850    KIT                                             2    NEW                1
767    65-96152-6            120-1530020    KIT                                             2    NEW                1
767    65C33556-1            120-6992900    KIT                                             1    NEW                1
767    65-97427-1            120-5508210    KIT                                             1    NEW                1
767    65-19208-13           120-1202650    BLOQUE                                          9    NEW                1
767    66-17814-3            120-1586040    BUJE                                           12    NEW                1
767    66-13873-6            120-1571880    PLACA DE ALUMINIO                               7    NEW                1
767    65-65983-2            120-1471010    SALIDA                                          1    NEW                1
767    817631-3              125-2416580    SOPORTE DE PLASTICO                             4    NEW                1
767    69-22209-2            120-1836100    GANCHO                                          2    NEW                1
767    69-33918-2            120-1888750    SELLO                                           1    NEW                1
767    69-27270-10           120-1860480    ANGULO                                          2    NEW                1
767    69-21179-7            120-1830630    BRACKET                                         4    NEW                1
767    66-10618              120-1540130    EJE                                             5    NEW                1
767    69-4188-7             120-1917250    SUJETADOR                                       1    NEW                1
767    BACR15CE6D11          120-0150970    REMACHE                                        99    NEW                1
767    65-92431-1            120-1525510    KIT                                             3    NEW                1
767    66-19116-7            120-1592020    LISTON                                         12    NEW                1
767    69B10822-2            120-6902210    SEGURO FIJO                                     5    NEW                1
767    65-11952-4            120-1119020    LAMINA                                         28    NEW                1
767    66-14798-1            120-1575200    WASHER                                          5    NEW                1
767    65C14126-7            120-0006650    KIT AFT PANEL RPL                               4    NEW                1

767    69-56508-2            120-1981120    CALZA                                          13    NEW                1
767    S6026                 125-1508300    CUERPO                                          1    NEW                1
767    69-10070-17A          120-1709400    MANIJA                                          3    NEW                1
767    65-96152-5            120-1529980    KIT                                             1    NEW                1
767    65-41322-2            120-1363200    ANILLO DE CAUCHO                               30    NEW                1
767    BAC27DHY188           120-0186190    CALCOMANIA       5/8"                           2    NEW                1
767    69-15357-3            120-1801240    PIVOTE                                          1    NEW                1
767    65B63528-1            120-5518200    PEDAL                                           2    NEW                1
767    69-35296-2            120-1892870    RESORTE                                         5    NEW                1
767    65-22429-10           120-1256380    BRIDA                                          22    NEW                1
767    65-72719-82           120-1508220    VENTANAS                                        1    NEW                1
767    69-68641-1            120-1996380    SELLO                                           1    NEW                1
767    65B50422-4            120-1534140    CABLE                                           1    NEW                1
767    65-97104-91           120-5508170    KIT                                             4    NEW                1
767    69-71638-10           120-1997210    ARANDELA                                       52    NEW                1
767    66-16618-2            120-1583440    ARANDELA                                       32    NEW                1
767    2606948               132-0568900    LLAVE                                           6    NEW                1
767    6-63321-5             120-0909180    PERNOS                                          8    NEW                1
767    6-61913               120-0905960    SELLO                                           3    NEW                1
767    69-58490-1            120-1984460    LOCALIZADOR                                     7    NEW                1
767    63-10542              120-0996770    LLAVE                                           1    NEW                1
767    10-60516-47           120-0307220    BUJE                                            5    NEW                1
767    65C15350-2            120-6991720    KIT                                             1    NEW                1
767    66-9150-1             120-1694740    BUJE                                           18    NEW                1
767    65-19137-86           120-1202740    MANGUERA                                        4    NEW                1
767    100110C7              175-1000090    TORNILLO DE ALUMINIO                           10    NEW                1
767    BACN10JZ4A2           120-0126470    TUERCA DE ACERO                                42    NEW                1
767    B-764-1               125-1110530    BARRIL                                          1    NEW                1
767    5-89354-3109          120-1529650    VENTANA                                         1    NEW                1
767    69-5448-4l            120-1976000    SELLO                                           3    NEW                1
767    69-30187-1            120-1876500    ARANDELA DE ALUMINIO                            3    NEW                1
767    69-27381-1            120-1860590    RED                                             3    NEW                1
767    BACM10S3AAN           120-0110800    CALCOMANIA                                      1    NEW                1
767    65-26414-23           120-1280770    CILINDRO CR.630466                              2    NEW                1
767    9-65125-2001          120-2086220    BISAGRA                                         7    NEW                1
767    65-82146-1            120-1520050    SELLO                                           1    NEW                1
767    VXLA2500370D          126-2535970    BOQUILLA                                        1    NEW                1
767    10-61928-1            120-0328250    AMORTIGUADOR                                   18    NEW                1
767    69-31271-11           120-1878760    ANGULO                                          7    NEW                1
767    69-22865-11           120-1836830    CUBIERTA                                        1    NEW                1
767    69-29512-5            120-1873060    BRAZO                                           4    NEW                1
767    66-15460-1            120-1578850    SELLO DE CAUCHO                                 8    NEW                1
767    BACB30LU6-6           120-0059580    PERNO DE ACERO                                 94    NEW                1
767    69-14143-3            120-1798250    CUBIERTA ESTRUCTURAL                            9    NEW                1
767    66-12156-12           120-1565830    ARANDELA             CR-630450                 12    NEW                1
767    10-621595-2           173-1139420    ROTOR GENERADOR                                 1    NEW                1
767    65C14125-5            120-0006900    KIT FWD PANEL RPL                               1    NEW                1
767    VXLA2500270D          126-2535950    BOQUILLA                                        4    NEW                1
767    69-18120-2            120-1808840    PINION                                          1    NEW                1
767    5-89358-41            120-1530790    KIT VENTANA                                     2    NEW                1
767    2606945-1             132-0567870    RIN                                             1    NEW                1
767    3168987-2             136-7470150    FILTRO                                         11    NEW                1
767    65-21868-23           120-1242750    TUBO DURALUMINIO ACOPLES                        1    NEW                1
767    69-2524-6             120-6159300    PARASOL                                         6    NEW                1
767    65-88102-3            120-1522790    BALANCIN PARA CONTROL EQUILIBRIO                1    NEW                1
767    65-19098-15           120-1199590    SELLO                                           5    NEW                1
767    H602S160D298          152-1524600    SEGURO DE ALUMINIO                              4    NEW                1
767    69-2524-3             120-1855930    PARASOL                                         3    NEW                1
767    69-48313-6            120-1950090    ARANDELA                                        2    NEW                1
767    69-10316-5            120-1714010    BUJE                                           45    NEW                1
767    66-12688-1            120-1566710    BUSHING DOOR STOP      USO.PUERTA DELA          1    NEW                1
767    69-62184-5AE          120-1991470    TIRA                                           20    NEW                1
767    66-13297-2            120-1570060    PERNO CONICOS DE ACERO                          4    NEW                1
767    69-46117-1            120-1939600    ESPACIADOR                                      3    NEW                1
767    66-10247              120-1534340    ARANDELA                                       10    NEW                1
767    69-29835-2            120-1873590    BUJE                                            2    NEW                1
767    69-2562-8             120-1856950    TAPA                                            2    NEW                1
767    66-23370-5            120-1599910    BUJE                                            1    NEW                1
767    66-23370-2            120-1599900    BUJE                                            1    NEW                1
767    69B13264-3            120-6903430    ARANDELA                                        4    NEW                1
767    69B98310-5            120-1533820    BUJE                                            6    NEW                1
767    65-23773-5            120-1262250    ESLABON                                         2    NEW                1
767    66-2368-2A            120-1600510    MANIJA DE METAL                                19    NEW                1
767    69B90706-4            120-6980830    PLATO(VER 120-1049220    P/N.63B13222-95       27    NEW                1
767    65B91201-7            120-1535730    SOPORTE                                         1    NEW                1
767    69-36083-5            120-1895610    RING LOW PRESS ROTATORY SEAL CR 630802          1    NEW                1
767    63-12077              120-1001040    EMPAQUE                                         5    NEW                1

767    69-71326-5            120-1996330    PASADOR                                         1    NEW                1
767    65B60031-1            120-5519040    CONJUNTO BASE                                   1    NEW                1
767    65-17984-9            120-1189870    TUBO                                            1    NEW                1
767    69B13999-2            120-6903790    ESPACIADOR                                      2    NEW                1
767    66-17896-1            120-1586280    LAMPARA                                         1    NEW                1
767    69-25802-7            120-1857510    PLACA                                          24    NEW                1
767    65B83229-6            120-1531610    PANEL                                           4    NEW                1
767    65-41614-1            120-1363300    PANEL                                           1    NEW                1
767    54T243-01             172-1282960    TUBO                                            2    NEW                1
767    65-79832-2A           120-1520190    TUBO                                            5    NEW                1
767    65-29612-26           120-1311410    RETENEDOR                                       1    NEW                1
767    613950                172-6139500    TUERCA                                         15    NEW                1
767    66-2955-11            120-1627960    CENICERO                                      300    NEW                1
767    51H527-01             172-1274830    SOPORTE                                         2    NEW                1
767    65C19187-14           120-6991330    ESPEJO LAVAMANOS DERECHO                        2    NEW                1
767    65-17986-5            120-1189900    SOPORTE DE DURALUMINIO                          1    NEW                1
767    69-33300-6            120-1887580    LAMINA DE ALUMINIO                              3    NEW                1
767    69-29800-2            120-1873530    CONJUNTO SEGURO       CR-614031                 2    NEW                1
767    63-2554               120-1020120    RESORTE                                         4    NEW                1
767    65-29612-40           120-1311750    RETENEDOR                                       1    NEW                1
767    54T154-01             172-1282880    SOPORTE                                         2    NEW                1
767    53T445-01             175-1282480    TUBO                                            4    NEW                1
767    53H109                173-1280910    SOPORTE                                         2    NEW                1
767    54T265-01             172-1282980    CONJUNTO CONDUCTOS                              2    NEW                1
767    54T078-01             172-1282910    SOPORTE                                         2    NEW                1
767    870886-2              149-8708860    FILTRO                                          2    NEW                1
767    92446-44              126-2532150    ANILLO                                         12    NEW                1
767    3876026-3             149-1702850    TRANSDUCTOR - ETOPS                             1    NEW                1
767    3862284-6             149-3862280    SEPARADOR AIRE-ACEITE - ETOPS                   1    NEW                1
767    2602801               132-0568500    RETENEDOR BUJE O ESPACIADORES DE ACERO         97    NEW                1
767    3862552-1             149-3862560    TUBO TRANSFERENCIA ACEITE - ETOPS               1    NEW                1
767    69B11064-1            120-6903020    CONJUNTO BISAGRA                                1    NEW                1
767    69-13796-5            120-1797140    COLLAR(RECIBIDOS MANTO)                         2    NEW                1
767    65B90047-2            120-5520920    CONJUNTO SELLO                                  1    NEW                1
767    65-16001-13           120-1168340    SELLO                                          15    NEW                1
767    3862550-1             178-3862550    SEPARADOR AIRE-ACEITE - ETOPS                   1    NEW                1
767    48-2979-02            120-0306740    CONTACTO                                       21    NEW                1
767    66-13369-1            120-1570160    ARANDELA DE ALUMINIO                            5    NEW                1
767    65B70537-25           120-5521360    CONJUNTO TUBO                                   1    NEW                1
767    63-1632-1             120-1008580    TUERCA                                          4    NEW                1
767    65-37951-7            120-1358030    SELLO                                           6    NEW                1
767    285T1182-1            120-2539940    KIT                                             1    NEW                1
767    3830054-9             149-1702750    PESTA#A ETOPS                                   1    NEW                1
767    65-26786-26           120-1283300    REVESTIMIENTO       AFT END                     2    NEW                1
767    65B91189-13           120-5522650    CONJUNTO SEGMENTO ANILLO                        1    NEW                1
767    69B50143-3            120-6915190    MANIJA                                          5    NEW                1
767    65B56147-25           120-5516100    CONJUNTO ANGULO                                 3    NEW                1
767    2604374               132-0568630    TUERCA                                         88    NEW                1
767    69-40075-1            120-1911250    ESPACIADOR                                      8    NEW                1
767    69-58715-1            120-1984400    SOPORTE DE ACERO                                1    NEW                1
767    94018101              199-6802170    PASADORES LARGOS                                8    NEW                1
767    69-29820-1            120-1873580    PERNO                                           2    NEW                1
767    65B91189-8            120-5522740    CONJUNTO SEGMENTO ANILLO                        1    NEW                1
767    69-71638-11           120-1997220    ARANDELA                                       13    NEW                1
767    69-11281-9            120-1733230    SOPORTE                                         1    NEW                1
767    66-17758-4            120-1586020    SOPORTE                                         1    NEW                1
767    3876166-1             149-3876160    VALVULA SOLENOIDE - ETOPS                       1    NEW                1
767    63-1352               120-1002800    TUBO                                            2    NEW                1
767    65-17819-9            120-1188640    ARANDELA DE ALUMINIO                            1    NEW                1
767    2607267               132-0568980    EMPAQUE DE CAUCHO                              38    NEW                1
767    30903852              126-3246320    CARTUCHO                                       10    NEW                1
767    65-16001-16           120-1168370    SELLO DE ALUMINIO                               6    NEW                1
767    50-8294-5             120-0881550    BRAZO COMPLETO                                  1    NEW                1
767    AB0468961             121-7489800    FILTRO DE AIRE                                 19    NEW                1
767    272T4300-108          127-2539790    TUBO DE ACERO                                   7    NEW                1
767    145T8616-22           153-5200070    PANEL ASSY                                      1    NEW                1
767    B0061560-1            125-1803900    BISCOCHO TAPA TASA BANO                         2    NEW                1
767    B-2711                125-1168950    LEVA                                            1    NEW                1
767    66-18573-1            120-1589460    PALANCA                                         2    NEW                1
767    65-62037-29           120-1445740    COBERTORA LAMPARA                               3    NEW                1
767    66-14217-1            120-1573520    PERNO DE ACERO                                  4    NEW                1
767    66-12421-1            120-1566430    BUJE CR 630410                                  4    NEW                1
767    218290                173-2182900    PERNO TORQUEO                                   3    NEW                1
767    65-58763-19           120-1433710    BORDE                                           1    NEW                1
767    BACB30NE8H29          120-0059720    PERNO                                           1    NEW                1
767    69-10463-2            120-1717580    CUBIERTA                                        1    NEW                1
767    66-16643-10           120-1583530    ARANDELA DE ALUMINIO                           14    NEW

767    66-12156-2            120-1565860    ARANDELA             USO CR.630068              2    NEW                1
767    AC9780F15Y21          124-7450500    FILTRO                                         32    NEW                1
767    69-50405-8            120-0006590    PLACA ILUMINADA                                 1    NEW                1
767    65-67261-4            120-1474620    REJILLA                                         8    NEW                1
767    69-61125-1            120-1989430    NUT                                             2    NEW                1
767    BACM10L10-1BMA        120-0105050    CALCOMONIA                                      4    NEW                1
767    65-42616-33           120-1364100    PANEL                                           2    NEW                1
767    501041-2              125-3508050    ACTUADOR                                        1    NEW                1
767    2604737               132-0563450    EMPAQUE DE CAUCHO                             100    NEW                1
767    2604849               132-0563470    ESFERA                                          5    NEW                1
767    2605793               132-0564280    ADAPTADOR                                       2    NEW                1
767    2603435               132-0562550    PLACA                                         100    NEW                1
767    40726                 132-1065750    CALCOMANIA                                     20    NEW                1
767    2603038               132-0562200    RETENEDOR                                      16    NEW                1
767    2603039               132-0562210    REMACHE SOLIDO                                100    NEW                1
767    2603041               132-0562240    EMPAQUE DE CAUCHO                             104    NEW                1
767    2602886               132-0561790    PLACA                                          24    NEW                1
767    2607027-011           132-0436200    EMPAQUE DE CAUCHO                               8    NEW                1
767    11609600              132-0435100    PERNO                                           2    NEW                1
767    953518-21             132-8534150    TAPON                                           5    NEW                1
767    953525-53             132-8635160    INSERTADOR                                     15    NEW                1
767    901004K36             132-8510250    ARANDELA                                      100    NEW                1
767    907690K36             132-8512100    ANULLO                                         21    NEW                1
767    260672700             132-0565100    PLATO                                           2    NEW                1
767    2606799-222           132-0565350    RETENEDOR                                      20    NEW                1
767    260683700             132-0565700    BALINERA                                        2    NEW                1
767    2606799-226           132-0565390    RETENEDOR                                      14    NEW                1
767    260781700             132-0567000    PLACA                                           1    NEW                1
767    261048400             132-0575500    ROTOR                                         208    NEW                1
767    2607027-226           132-0566100    JUEGO X 5 ARANDELA-ROTOR DE CAUCHO            104    NEW                1
767    260758350             132-0566650    ROTOR                                          15    NEW                1
767    260754700             132-0566600    ARANDELA                                        5    NEW                1
767    2607527-1             132-0566500    ROTOR                                          97    NEW                1
767    260928300             132-0567800    ABRAZADERA                                     88    NEW                1
767    260956780             132-0567980    ROTOR                                          95    NEW                1
767    2607091-2             132-0566300    PASADOR DE AJUSTE                              13    NEW                1
767    260806400             132-0567200    BALINERA                                        2    NEW                1
767    2608438-1             132-0567500    REMACHE DE ACERO                            3,823    NEW                1
767    2609569-1             132-0568100    PISTON                                          7    NEW                1
767    260811760             132-0567260    BALINERA                                        1    NEW                1
767    260702500             132-0566000    BALINERA                                        1    NEW                1
767    2608438-3             132-0567520    REMACHE DE ACERO                            2,287    NEW                1
767    260955800             132-0567900    MANGA                                           1    NEW                1
767    260956650             132-0567950    RESORTE                                        18    NEW                1
767    BACF3T02C12-7         120-0089460    RELLENADOR                                     22    NEW                1
767    BACK20E2              120-0098850    PERILLA DE MANDO                                1    NEW                1
767    65-16709-9            120-1172740    MANGUERA ALUMINIO ESTRUCTURAL                   1    NEW                1
767    69-58432-1            120-1984320    RODILLO                                         1    NEW                1
767    66-13508-2            120-1570250    PERNO                                           2    NEW                1
767    69-53903-1            120-1972880    SELLO                                           1    NEW                1
767    69-48314-1            120-1950120    PERNO                                           4    NEW                1
767    711E4FT-952-5708      125-1816250    SELLO                                           1    NEW                1
767    69-18684-5            120-1811070    PERNO                                           3    NEW                1
767    69-15439-1            120-1802360    ANILLO O ARO DE ALUMINIO                        1    NEW                1
767    66-19877-2            120-1593710    CENICERO                                       10    NEW                1
767    65B08104-118          120-5513540    BUJE                                            2    NEW                1
767    63-1441-1             120-1005320    BOTA PARA PALANCA FRENO                         2    NEW                1
767    66-17251-1            120-1585080    ARANDELAS                                       5    NEW                1
767    65-31290-2            120-1322050    UNION ALUMINIO                                  1    NEW                1
767    M10049-003-101        125-0052650    PARTE DESCANSABRAZO                            32    NEW                1
767    M10025-020-101        125-0052160    ROTOR                                          31    NEW                1
767    BACD40D10-12-30       120-0080950    DUCTO DE CAUCHO                                 8    NEW                1
767    15323000              132-0465600    PESO                                           25    NEW                1
767    3862168-1             149-1704240    BRIDA                                           1    NEW                1
767    69-54001-2            120-1972950    ANILLO      USO CR.630906                      39    NEW                1
767    69-53787-12           120-1972540    ANILLLO                                        18    NEW                1
767    1692B39               125-1803300    OJETE                                           1    NEW                1
767    8-348-02              132-4906010    SENSOR CONJUNTO CABLES ELECTRICOS               2    NEW                1
767    65-22557-9            120-1256550    FUSELAJE                                        1    NEW                1
767    65-4116-13            120-1362760    COBERTOR                                        4    NEW                1
767    69B63485-1            120-6924420    RESORTE                                         3    NEW                1
767    452T1632-5            125-2543760    CONEXION                                        3    NEW                1
767    65-4116-2             120-1362710    COBERTOR                                        2    NEW                1
767    65-4116-3             120-1362720    COBERTOR                                        3    NEW                1
767    66-16644-1            120-1583280    PASADOR DE ACERO                                3    NEW                1
767    SAM228-2              125-5215760    SEGURO                                         22    NEW                1
767    54T041-01             172-1282860    SOPORTE                                         2    NEW                1

767    54T037-01             173-1282820    PLACA                                           2    NEW                1
767    54T036-01             172-1282810    SOPORTE                                         2    NEW                1
767    66-14525-1            120-1574360    TORNILLO                                        2    NEW                1
767    260930400             132-0571600    LAMINA DE ACERO ALEADO                         47    NEW                1
767    69-22859-3            120-1836870    CALZA                                          18    NEW                1
767    69-33918-1            120-1888740    SELLO                                           2    NEW                1
767    65-9220-46            120-1525420    REMACHE                                         2    NEW                1
767    54T038                172-1282830    SOPORTE                                         2    NEW                1
767    63-1325               152-1001980    RESORTE DE ACERO                              131    NEW                1
767    289T0173-1            128-2540010    KIT                                             1    NEW                1
767    452T1205-13           125-2543510    PEDAL DE PLASTICO                               1    NEW                1
767    63-1625-1             120-1008150    PISTON                                          1    NEW                1
767    66-35017-1            120-1643080    COVER                                           1    NEW                1
767    66-16644-5            120-1583270    PASADOR DE ACERO                                2    NEW                1
767    69-41867-1            120-1917010    RETENEDOR                                      15    NEW                1
767    69-62660-2            120-1521470    TUBO DE PLASTICO                                2    NEW                1
767    2214844-1             176-1184510    CONEXION                                        4    NEW                1
767    69-20520-3            120-6102530    RODILLO                                         3    NEW                1
767    69-66708-32           120-1995830    CONJUNTO CABLE                                  3    NEW                1
767    65C18401-6405D        120-6991500    PANEL                                           2    NEW                1
767    65C18401-6406D        120-6991510    PANEL                                           1    NEW                1
767    65-25720-12           120-1276240    LENTE                                           1    NEW                1
767    54T230-01             172-1282950    SOPORTE                                         2    NEW                1
767    66-35017-2            120-1643090    TAPA                                            1    NEW                1
767    54T574-01             175-1282970    TUBO                                            2    NEW                1
767    54T477                172-1282790    SOPORTE                                         4    NEW                1
767    69-66708-33           120-1995840    GUAYA DE ACERO                                  6    NEW                1
767    69-66708-34           120-1995850    GUAYA DE ACERO                                  3    NEW                1
767    66-12913-4            120-1567360    TIRA                                           18    NEW                1
767    65-79165-61C          120-1520350    CUBIERTA ESTRUCTURAL                            2    NEW                1
767    893877-03             120-0316200    TARJETA CIRCUITO                                2    NEW                1
767    54T079-01             172-1282930    SOPORTE                                         2    NEW                1
767    54T078-03             172-1282920    SOPORTE                                         2    NEW                1
767    66-21829-1            120-1599020    LEVA EXCENTRICA                                 4    NEW                1
767    65-24226-1B           120-1262800    PANEL                                           2    NEW                1
767    BACM10L10-1BMT        120-0104450    CALCOMANIA ALUMINIO                             3    NEW                1
767    69-31696-1            120-1880520    SELLO DE CAUCHO                                 2    NEW                1
767    66-2396               120-1601000    EMPAQUE                                         3    NEW                1
767    69-70902-2            120-1933370    PALANCA                                         1    NEW                1
767    65-80346-2A           120-1519820    PANEL                                           4    NEW                1
767    69B63514-1            120-6924000    EXTENCION RESORTE                               1    NEW                1
767    65-80354-1F           120-1519660    POCKET                                          4    NEW                1
767    M25X1019-12           120-1262850    ESPEJO                                          1    NEW                1
767    69B63127-1            125-6916830    PASADOR                                         6    NEW                1
767    69-20782-2            120-1828790    INDICADOR                                       5    NEW                1
767    66-2616-2             120-1614790    EMPAQUE                                         2    NEW                1
767    65-62700-9            120-1447450    SOPORTE PLASTICO                                1    NEW                1
767    54T229-01             172-1282940    SOPORTE                                         2    NEW                1
767    M10025-033-005        125-0052050    LAMINA ESTRUCTURAL                             20    NEW                1
767    69-70902-1            120-1933360    PALANCA                                         1    NEW                1
767    69B50177-2A           120-6915170    MANIJA OPERACION                                7    NEW                1
767    69-13514-1            120-1798060    TOPE                                           16    NEW                1
767    69B01988-3            120-6920550    TAPON MANUAL                                    1    NEW                1
767    015T1384-1            128-3503490    KIT                                             2    NEW                1
767    65B90658-1            120-1534990    INTERCOSTAL                                     1    NEW                1
767    69B50501-1            120-6921950    SOPORTE                                         4    NEW                1
767    54T478-01             175-1282890    SOPORTE                                         1    NEW                1
767    69-13505-1            120-1798030    GUIA DE PLASTICA                               16    NEW                1
767    69-39619-2            120-1908850    PERNO DE ACERO                                  3    NEW                1
767    141T9911-5            153-2537620    ZAPATA DE ALUMINIO                              4    NEW                1
767    69-22864-9            120-1836790    TAPA                                            1    NEW                1
767    SP90C12               125-0056510    PASADOR DE ACERO                              104    NEW                1
767    66-2527-2             120-1609780    CYLINDER            USO CR.930034               1    NEW                1
767    66-17158-1            120-1584940    PASADOR DE ACERO                                3    NEW                1
767    452T3227-6            152-2544500    SEGURO                                          1    NEW                1
767    52T005-01             173-1277200    SOPORTE                                         1    NEW                1
767    BS061451-41           125-0042900    EJE DE TRANSMISION                              2    NEW                1
767    60B90051-1            120-0987350    SEGURO                                          2    NEW                1
767    69B50501-2            120-6921960    SOPORTE                                         4    NEW                1
767    3876023-2             149-1702820    INTERRUPTOR TEMPERATURA ACEITE                  1    NEW                1
767    H602S160D285          152-1524550    SEGURO                                          3    NEW                1
767    2606810-620           132-0565480    SEGMENTO PARA FRENO                            19    NEW                1
767    69-25145-4            120-1855500    SELLO                                           1    NEW                1
767    69-26950-1            120-1858580    EJE                                             2    NEW                1
767    65-80204-4K           120-1519380    DESIGNAT                                        2    NEW                1
767    65-38196-5            120-1358040    BOTELLA DE REPELENTE 500 CC                    36    NEW                1
767    69B60090-2            120-6923000    SOPORTE                                         1    NEW                1

767    SK5680-1              125-1591400    PESTILLO MARBETE                               28    NEW                1
767    2606205               132-0568780    COPA                                            1    NEW                1
767    015T0688-1            128-3503330    KIT                                             2    NEW                1
767    54T250-01             179-1282780    TUBO                                            3    NEW                1
767    53T988-01             124-1282760    TUBO DRENAJE AIRE                               1    NEW                1
767    M10011-001-001        125-0051960    DESCANSABRAZO                                   6    NEW                1
767    BS061470-001BG2       125-0043120    LAMINA DE ALUMINIO                              1    NEW                1
767    SL5107A3-670          125-6070520    ESPACIADOR                                      9    NEW                1
767    814049                172-8140490    KIT                                             3    NEW                1
767    M10025-002-001        125-0052130    ROTOR                                          30    NEW                1
767    451T1003-380          125-2543170    RIEL                                            1    NEW                1
767    69-62102-2            120-1991300    SEGURO RESORTE                                  1    NEW                1
767    25-104-5              120-1708990    TAPA TERMINALA                                  1    NEW                1
767    332T4923-4            129-3503860    CORAZA                                          1    NEW                1
767    65C35448-4            120-6996100    KIT                                             1    NEW                1
767    LL17500-42            125-0050640    AMORTIGUADOR                                    4    NEW                1
767    819919-429            125-0234090    GUAYA ACERO CONTROL RECLINARSILLA               1    NEW                1
767    65B90484-1            120-1535880    PLATO                                           1    NEW                1
767    411638                149-4989360    EMPAQUE DE CAUCHO                              10    NEW                1
767    65B02045-201          120-5513120    PUERTA                                          1    NEW                1
767    2A064-0147            125-3288000    CUBIERTA ESTRUCTURAL                            2    NEW                1
767    60B50029-10           120-0987120    BISAGRA AMORTIGUADOR                            2    NEW                1
767    69-14179-1            120-1797640    VARILLA                                         1    NEW                1
767    M10025-034-007        125-0052070    CONJUNTO TAPA                                  19    NEW                1
767    MC191-34              125-0950500    CONTROL DESCANSAPIES                            4    NEW                1
767    5-71764-3015          120-0701680    VENTANA                                         1    NEW                1
767    69B10119-12           120-6891150    BISAGRA                                         1    NEW                1
767    69-48811-5            120-1950510    SOPORTE DE ACERO                                3    NEW                1
767    M10049-005-002        125-0052700    LAMINA                                         30    NEW                1
767    141T9911-12           132-2537610    RESORTE DE ACERO                                3    NEW                1
767    65-79167-13C          120-1519230    PANEL                                          11    NEW                1
767    7585982               138-8173650    FILTRO                                          2    NEW                1
767    A75M                  180-0021680    TAPON                                           4    NEW                1
767    69B13942-1            120-6903710    BISAGRA BRAZO TAPA                              1    NEW                1
767    69-33513-1            120-1888180    SLEEVE FLAP DRIVE COUPLIN                       2    NEW                1
767    313T3371-26           154-2540530    SELLO DE CAUCHO                                 1    NEW                1
767    69B11827-3            120-6914830    BISAGRA PLATO FLAP                              1    NEW                1
767    69-77135-1            120-1997480    SELLO DE CAUCHO                                 5    NEW                1
767    2-135N506-65          138-0076500    ANILLO                                          2    NEW                1
767    2-012N602-70          138-0072150    ANILLO                                         25    NEW                1
767    3-906E515-80          138-0076750    ANILLO                                          3    NEW                1
767    69B83284-1            120-6940630    MANGUERA HIDRAULICA                             1    NEW                1
767    2-015N602-70          138-0072100    ANILLO                                          1    NEW                1
767    452T1635-1            125-2543740    CABLE                                           3    NEW                1
767    357501                132-1065600    SEGMENTO PARA FRENO DE ACERO                  374    NEW                1
767    357503                132-1065620    SEGMENTO PARA FRENO DE ACERO                  691    NEW                1
767    313T3360-69           154-2540360    SELLO LADO IZQUIERDO                            1    NEW                1
767    69-30505-2            120-1876880    SELLO DE CAUCHO                                 3    NEW                1
767    53T803-01             172-1282870    CONJUNTO ESCAPE                                 2    NEW                1
767    AE81565N              129-3840000    ACOPLE                                          1    NEW                1
767    214T6113-56           121-2539030    DUCTO                                           4    NEW                1
767    284061                175-2840610    BRIDA                                          25    NEW                1
767    0132-000300000        125-0045150    SEGURO                                          2    NEW                1
767    65-80346-4A           120-1520070    MARCO                                           5    NEW                1
767    3168987-4             180-7470170    FILTRO                                          2    NEW                1
767    69-27361-1            120-1860550    PERNO                                           1    NEW                1
767    3876086-2             149-1702930    SENSOR DE PASO                                  1    NEW                1
767    70R657                172-1283070    TUBO                                            3    NEW                1
767    70R664                172-1283090    EMPAQUE                                         3    NEW                1
767    15800-321             138-0048250    EMPAQUE                                         2    NEW                1
767    A1135E                125-0193380    PERNO DE ACERO                                 65    NEW                1
767    M10025-053-001        125-0052220    PUNTA DESCANSABRAZO DE PLASTICO                10    NEW                1
767    332T4211-6            124-2541380    SOPORTE                                         1    NEW                1
767    MM20-2099             125-0052120    AMORTIGUADOR                                    3    NEW                1
767    65B42530-12           121-5517220    CUBIERTA ESTRUCTURAL                            9    NEW                1
767    M7000-3862-1          125-0053940    PORTABRAZO LADO DERECHO                         2    NEW                1
767    M7000-3861-1          125-0053920    PORTABRAZO LADO IZQUIERDO                       2    NEW                1
767    83280                 175-8328000    SELLO                                         226    NEW                1
767    54H751                172-1280440    ESPACIADOR                                      6    NEW                1
767    811991                173-8119910    KIT                                             1    NEW                1
767    6023300               125-5454650    ROTOR                                           2    NEW                1
767    9-53145-1             120-2050510    TUERCA       USO CR.930034                      2    NEW                1
767    H2950-5               152-1510550    SEGURO                                          3    NEW                1
767    M10025-033-006        125-0052060    ROTOR                                           4    NEW                1
767    30903896              126-3246380    CARTUCHO                                        6    NEW                1
767    30903874              126-3246360    CARTUCHO                                        6    NEW                1
767    65-57142-30           120-1424110    RETENEDOR                                       2    NEW                1

767    1743705               138-1025100    FILTRO                                          4    NEW                1
767    015T0712-1            124-3503290    CONJUNTO TUBOS PASO ACEI TE                     2    NEW                1
767    65B42530-3            120-5517260    TAPA                                            2    NEW                1
767    1743716               138-1025200    FILTRO DE AIRE                                  6    NEW                1
767    M90019-003-003        125-0054650    BISAGRA DE ACERO                                1    NEW                1
767    M7000-2979-10         125-0053450    SEGURO CORREA ASIENTO   DO                      2    NEW                1
767    315T4534-5            178-2541640    RELLENADOR                                      1    NEW                1
767    315T4534-6            178-2541630    FUSELAJE                                        2    NEW                1
767    015T0591-4            125-3502950    KIT                                             2    NEW                1
767    M10025-054-001        125-0052260    ROTOR                                          41    NEW                1
767    69B90371-1            120-6980570    CABLE                                           3    NEW                1
767    69-29035-38           120-1869350    PLACA                                           5    NEW                1
767    10-700305             174-6100650    ACOPLE DE CAUCHO                               75    NEW                1
767    329272                149-4989300    ANILLO                                          1    NEW                1
767    66-15629-1            120-1580470    ACOPLE DE ALUMINIO                              5    NEW                1
767    65-60406-2            120-1536600    PLATO                                           1    NEW                1
767    284T1156-1            153-2539870    ESTATICA                                        2    NEW                1
767    69B90367-1            120-6980540    ARANDELA                                        7    NEW                1
767    66-12138-1            120-1565680    CALCOMANIA                                      1    NEW                1
767    66-22266-1            120-1599470    EMPAQUE                                         2    NEW                1
767    M-11650               125-6600050    TELA PARA REPARA SALVAVIDAS                     2    NEW                1
767    69B55044-5            120-6915460    SOPORTE                                         5    NEW                1
767    65B60875-23           120-5515350    PANEL                                           3    NEW                1
767    332T4925-5            129-2541440    PLATO REFUERZO                                  1    NEW                1
767    416T2185-3            125-2542090    RETRACTOR                                       1    NEW                1
767    65B54569-13           120-1534480    GANCHO RETENEDOR                               10    NEW                1
767    69B56422-2            120-6989340    POSTE ESTABILIZADOR                            30    NEW                1
767    5030-02-0023          125-3508030    BUJE                                            1    NEW                1
767    65B52395-43           120-5516660    PANEL                                          15    NEW                1
767    65B52395-50           120-5517860    PANEL                                          16    NEW                1
767    51T826                173-1276490    TRAMPA                                          1    NEW                1
767    452T2301-13           125-2543770    SEGURO PARA BODEGAS DE CARGA                    4    NEW                1
767    65-21912-6A           120-1240410    PANEL                                          35    NEW                1
767    B0061561-5            125-1803940    AMORTIGUADOR                                    8    NEW                1
767    B0061561-3            125-1803920    AMORTIGUADOR                                    8    NEW                1
767    BS061551-3            125-1803820    AMORTIGUADOR                                    6    NEW                1
767    M10025-054-003        125-0052280    PUNTA DESCANSABRAZO DE PLASTICO                23    NEW                1
767    65B60399-10           120-5515300    GUIA                                            1    NEW                1
767    9284-7                154-8515200    SEGURO                                          2    NEW                1
767    5012SN15-3-4          154-1570650    RIEL                                            7    NEW                1
767    69-26229-2            120-1857960    ANILLO                                          3    NEW                1
767    284T1156-2            153-2539890    ESTATICA                                        2    NEW                1
767    284T1156-3            153-2539930    ESTATICA                                        1    NEW                1
767    332T4730-9            171-3503800    MANGA                                           3    NEW                1
767    69B04126-1            120-6940590    PASADOR SUICHE                                  4    NEW                1
767    65-3292-2             120-1328710    SELLO                                           4    NEW                1
767    284T0452-5            132-1202010    SOPORTE DE ACERO                                2    NEW                1
767    66-12106-1            120-1565710    CENICERO                                        3    NEW                1
767    65-19861-8            120-1216560    CUERDA                                          1    NEW                1
767    69-66727-1            120-1996170    BUJE                                            1    NEW                1
767    015T1448-1            125-3503530    TOP KIT-METERING KIT                            1    NEW                1
767    69-49621-3            120-1952140    TERMINAL                                        2    NEW                1
767    69-46331-504          120-1939660    PARTE RODAMIENTO                                1    NEW                1
767    69-56840-2            120-1981650    RIEL                                            8    NEW                1
767    66-13586-1            120-1570510    BUJE                                            4    NEW                1
767    BACC10CT2-250         120-0062450    ACOPLE                                          2    NEW                1
767    313T3360-182          154-0000030    BULKHEAD                                        2    NEW                1
767    66-12918-1            120-1567100    CENICERO                                        4    NEW                1
767    M10049-027-803        125-0052810    SOPORTE PLASTICO PARA SILLA                    33    NEW                1
767    10-60754-60           120-0310170    SELLO                                          10    NEW                1
767    66-12875-2            120-1567300    BUJE                                            3    NEW                1
767    66-12876-2            120-1567410    BUJE                                            3    NEW                1
767    69-28456-1            120-0007030    RED                                             2    NEW                1
767    69-49525-3            120-0007010    TUERCA                                          3    NEW                1
767    69-42775-8            120-1919510    VALVULA                                         1    NEW                1
767    M10049-027-804        125-0052820    ROTOR                                           8    NEW                1
767    M10049-026-803        125-0052770    FUSELAJE CAJA DESCANSABRAZO                     7    NEW                1
767    401-60533-1           120-0007040    DESCANZABRAZOS                                  1    NEW                1
767    69-44388-3            120-1933110    EJE                                             4    NEW                1
767    M10049-004-0022317    125-0052680    CUBIERTA PARA SILLAS                           29    NEW                1
767    69-24438-5            120-1851870    BISAGRA                                         2    NEW                1
767    69-24438-4            120-1851860    BISAGRA                                         2    NEW                1
767    5-89354-3130          120-1529040    TUBO                                            1    NEW                1
767    411T1234-2            152-2100030    SOPORTE PLASTICO                                3    NEW                1
767    AE69-1084             120-1721400    PANEL                                           1    NEW                1
767    65-24230-3            120-1263020    MANGUERA                                        1    NEW                1
767    84381                 172-3300170    W4 AND W5 HARNESES MODI - CATION KIT            4    NEW                1

767  313T3349-6           154-2540310   CABLE                                            1  NEW  1
767  69-31323-2           120-1878970   SOPORTE DE ALUMINIO                              2  NEW  1
767  411T1220-3           125-2541800   CUBIERTA DE VENTANA DE PLASTICO                 22  NEW  1
767  417T5018-1           133-2542850   CUBIERTA ESTRUCTURAL                            19  NEW  1
767  M10049-028-801       125-0052870   ROTOR PLASTICO                                  23  NEW  1
767  65-67220-36          120-1474260   MALLA                                            5  NEW  1
767  792610               172-3300190   FILTRO PARA LIQUIDOS                            32  NEW  1
767  65-21637-15          120-1238010   SUPPORT FITTING                                  2  NEW  1
767  BAC27DLG43           120-0184810   CALCOMANIA                                       1  NEW  1
767  65C36280-16          120-1100220   KIT,LONG CRACK RH                                2  NEW  1
767  828738-402A          125-2539390   TABLE AY                                         1  NEW  1
767  65C36279-2           120-1100820   SELLO                                            1  NEW  1
767  69-24266-1           120-1851720   CUBIERTA                                         2  NEW  1
767  146T6388-1           152-2537870   CABLE DE ACERO TERMINAL                         11  NEW  1
767  113T2261-39          127-2535100   SELLO DE PLASTICO                                1  NEW  1
767  BAC27TPPS1405        111-4524130   PLACA PLASTICA AUTOADHESIVA                     10  NEW  1
767  65C36280-2           120-1100240   KIT,SHORT CRACK RH                               2  NEW  1
767  H2040K2061           153-5200010   SEGURO                                           2  NEW  1
767  H929-1-120           153-5200030   HINGE                                            2  NEW  1
767  M10049-028-802       125-0052880   ROTOR PLASTICO                                  27  NEW  1
767  M10049-027-802       125-0052800   FUSELAJE CAJA DESCANSABRAZO                      6  NEW  1
767  7588990              175-3300010   ELEMENTO FILTRANTE                               4  NEW  1
767  65C36280-15          120-1100210   KIT,LONG CRACK LH                                2  NEW  1
767  55H086               172-1280490   PALA PARA TURBINA                                4  NEW  1
767  65-67261-3           120-1474610   REGILLA                                          7  NEW  1
767  69B52808-3           125-6915250   ALOJAMIENTO DISCO                               18  NEW  1
767  69-69134-1           120-1996860   REGULADOR                                        1  NEW  1
767  65C36279-1           120-1100810   SELLO                                            2  NEW  1
767  M10049-033-805       125-0053140   CUBIERTA PARA SILLA                             41  NEW  1
767  M10049-033-803       125-0053120   CUBIERTA DESCANSABRAZO                          41  NEW  1
767  788277-1             173-8175950   FILTRO                                           1  NEW  1
767  66-2540-1            120-1610250   TAPON                                            1  NEW  1
767  SA808-101            124-1902980   PERILLA                                          3  NEW  1
767  69-15343-1           120-1802370   PASADOR                  CR 630410-93001         3  NEW  1
767  411T1228-4           152-2100010   CUBIERTA ESTRUCTURAL                             3  NEW  1
767  411T2240-20A         152-1100070   SELLO                                            3  NEW  1
767  65-26436-5           120-1280750   TAPA                     CR-630450               3  NEW  1
767  411T2241-11F         152-1100090   SELLO (LH)                                       2  NEW  1
767  BAC29PPS2688         111-1010160   DECAL-PULL               .                       4  NEW  1
767  M10025-023-101       172-0052030   BANDA                                            4  NEW  1
767  69-68955-1           120-1996750   SOPORTE                                          1  NEW  1
767  814899               172-6100030   KIT ABRAZADERA                                   3  NEW  1
767  69-56508-4           120-1807360   CALZA                                           12  NEW  1
767  M10049-017-001       125-0052720   PEDAL DE PLASTICO                               24  NEW  1
767  65C36282-2           120-1100280   KIT,SHORT CRACK RH                               1  NEW  1
767  65-59927-1           120-1435200   EJE                                              1  NEW  1
767  65-22453-20          120-1255900   DUCTO DE ACERO                                   8  NEW  1
767  M10031-019-001       125-0052520   MESA PLASTICAS                                  36  NEW  1
767  M10025-049-001       125-0052190   DESCANSABRAZO DE ALUMINIO                        8  NEW  1
767  69-21890-1           120-1834210   CUBIERTA                                        10  NEW  1
767  M10031-020-001       125-0052540   SOPORTE DE ACERO ESTRUCTURAL                     3  NEW  1
767  M10031-020-002       125-0052560   SOPORTE DE ACERO ESTRUCTURAL                     3  NEW  1
767  C16029-001-001       125-0042150   ROTOR                                            6  NEW  1
767  65-62757-6           120-1447760   DUCTO                                            1  NEW  1
767  69-46722-2           120-1940950   MALLA                                            4  NEW  1
767  350135-109           149-1582970   PASADOR DE SEGURIDAD DE ACERO                   59  NEW  1
767  BS063328-004085      125-0621500   MANIJA                                           1  NEW  1
767  BS063328-003086      125-0621490   ROTOR                                            1  NEW  1
767  65C16880-2           120-6991350   RETENEDOR LADO ISQUIERDO                         5  NEW  1
767  S9026G221            138-0318610   EMPAQUE                                         50  NEW  1
767  65B63260-3           120-5517530   SOPORTE                                          1  NEW  1
767  69-58715-2           120-1576940   SOPORTE DE ACERO                                12  NEW  1
767  313T3380-447         154-2540570   RETAINER-OUTBD (LD SIDE)                         1  NEW  1
767  313T3380-445         154-2540590   RETAINER-INBD. (LD SIDE)                         1  NEW  1
767  65B60522-4           120-5517660   CONJUNTO BORDE                                   1  NEW  1
767  69-17406-6           120-1800070   GUSSET (RIGHT SIDE)                              1  NEW  1
767  69-45596-4           120-1900120   GUSSET (RIGHT SIDE)                              3  NEW  1
767  69-45596-3           120-1900110   GUSSET (LEFT  SIDE)                              3  NEW  1
767  69-17406-5           120-1800060   GUSSET (LEFT SIDE)                               1  NEW  1
767  59T713-01            179-0000070   TUBO                                             8  NEW  1
767  313T3360-181         154-0000010   TABIQUE                                          1  NEW  1
767  3461MK6054           134-2541680   KIT                                              2  NEW  1
767  65-17844-314         120-1192140   TUBO                                             2  NEW  1
767  59T712-01            179-0000090   TUBO                                             8  NEW  1
767  65-17844-335         120-1188110   TUBO                                             1  NEW  1
767  9350-27              153-1200030   LATCH ASSY-NOSE RADOME   .                       2  NEW  1
767  66-15218-1           120-1577440   EMPAQUE DE CAUCHO                                6  NEW  1

767  BAC27DHY118          120-0106000   PERNO                                            2  NEW  1
767  M8000-239-001        125-0054140   CUBIERTA DESCANSABRAZO                          11  NEW  1
767  TDH8120-1002         136-0013690   RELEVO                   .                       2  NEW  1
767  65-70390-12          120-1489930   TARJETA                                          2  NEW  1
767  122-30021            120-1221600   CORTINA PLASTICA                                11  NEW  1
767  315T3580-15          178-3101160   BISAGRA                                          3  NEW  1
767  M25988-1-006         126-0010150   ANILLO CR-116224 DE CAUCHO                      42  NEW  1
767  112T1035-3           157-0000050   PIN ASSEMBLY             .                       8  NEW  1
767  411T1211-4           125-2541730   MARCO DE VENTANA DE PLASTICO Y ALUMINIO          6  NEW  1
767  9350-28              153-1200050   LATCH ASSY-NOSE RADOME   .                       1  NEW  1
767  16-339               173-1100090   CASE                     CR-116224               1  NEW  1
767  M10049-009-301       125-0052710   ESTRUCTURA FUSELAJE INTERMEDIO SUPERIOR          1  NEW  1
767  65-26773-5           120-1282350   FITTING                                          2  NEW  1
767  65-57142-11          120-1424150   EMPALME                                          6  NEW  1
767  739482               124-7394820   TAPA FILTRO                                      1  NEW  1
767  66-12156-1           120-1565810   ARANDELA DE ALUMINIO                             7  NEW  1
767  65-57147-3           120-1424130   RETENEDOR                                        2  NEW  1
767  69-33301-8           120-1887530   ARANDELA DE ALUMINIO                             4  NEW  1
767  65-57142-29          120-1424120   RETENEDOR                                        2  NEW  1
767  65-57147-4           120-1424140   RETENEDOR                                        2  NEW  1
767  66-19247-1           120-1592550   PERNO DE ACERO                                   1  NEW  1
767  149T7602-1           153-6600010   PAD-CLEARANCE            .                       2  NEW  1
767  332T4453-3           179-3500010   TUBO                     .                       2  NEW  1
767  65-85901-2           120-1521170   CERROJO                                          2  NEW  1
767  287T1030-7           157-5100070   COVER                                            2  NEW  1
767  65-88197-8           120-1904810   EMPAQUE                                          1  NEW  1
767  BAC29UPPS0136        111-1100030   PLACA DE IDENTIFICACION                         15  NEW  1
767  65-84203-1           120-1520170   DUCTO                                            1  NEW  1
767  14C02-32C            138-2421000   ROTOR                                            2  NEW  1
767  254N1185-14          178-0013730   AUTOTHROTTLE MICRO-SWITCHPACK                    1  NEW  1
767  M10025-061-001       125-0052390   DESCANSABRAZO DE ALUMINIO                       14  NEW  1
767  43544501             125-2621010   MUX BOX SHROUD INBD      .                      30  NEW  1
767  43544505             125-2621030   MUX BOX SHROUD OUTBD     .                      19  NEW  1
767  65-5458-7            120-1400190   MANIJA                                           9  NEW  1
767  69-45580-2           120-1939490   SOPORTE DE ACERO                                 2  NEW  1
767  66-4453-1            120-1668290   COLLAR                                           4  NEW  1
767  17428 (No.69)        173-1480010   FIBERGLASS INSULAT.TAPE WHITE                    1  NEW  1
767  28907 (No.92)        173-1480050   KAPTON TAPE ELECT.INSULATING                     6  NEW  1
767  65-28975-1           120-1304080   TAPA                                             2  NEW  1
767  69-27877-3           120-1860950   VARILLA DE ALUMINIO                              2  NEW  1
767  69-20165-1           120-1826470   PERNO                                            2  NEW  1
767  66-20170-1           120-1595520   ESPACIADOR                                       1  NEW  1
767  65-40431-1           120-1362520   ORIFICIO                                         3  NEW  1
767  S32925-55G5          132-3865150   ANILLO DE PLASTICO                              10  NEW  1
767  TD1982-5001          178-3619530   TIME DELAY               .                       2  NEW  1
767  3199634A             132-1472250   SENSOR                                           1  NEW  1
767  69-39640-1           120-6305200   ARANDELA                                         8  NEW  1
767  65-21663-16          120-1238370   TUBO                                             1  NEW  1
767  65-27834-10          120-1286240   TUBO                                             1  NEW  1
767  65-80783-1           120-1519770   SOPORTE                                          1  NEW  1
767  AS3209-012           179-2000270   EMPAQUE DE CAUCHO                                5  NEW  1
767  N65-5670-3           120-1419940   VENTANILLA                                       1  NEW  1
767  65-19660-5           120-1215300   SOPORTE                                          3  NEW  1
767  BAC27DPA165          120-0001050   MARKER-CAUTION                                   2  NEW  1
767  65-88102-4           120-1522810   BALANCIN PARA CONTROL EQUILIBRIO                 5  NEW  1
767  BACM10M1BCU          120-0108910   CALCOMANIA                                       1  NEW  1
767  65-56927-108         120-1410070   SEAL RETAINER                                    1  NEW  1
767  54D380               172-3300090   PARTE VENTILADOR                                 1  NEW  1
767  417T5230-380         176-3300030   TAPA                                            24  NEW  1
767  453N1164-34          125-5000570   PANEL                                            1  NEW  1
767  140T2410-7           156-2100030   CLIP                                            32  NEW  1
767  140T2410-4           156-2100010   CLIP                                            32  NEW  1
767  140T2410-13          156-2100050   CLIP                                            20  NEW  1
767  140T2410-14          156-2100070   CLIP                                            22  NEW  1
767  140T2410-15          156-2100090   CLIP                                            38  NEW  1
767  140T2410-16          156-2100110   CLIP                                            31  NEW  1
767  143T6324-2           152-3400070   RETENEDOR                                        1  NEW  1
767  411T1233-16A         152-2481830   CORTINA PLASTICA                                 7  NEW  1
767  69B40306-1           120-6914900   ADAPTADOR PARA MOTOR                             8  NEW  1
767  143T8542-4           154-3400010   DEPRESOR                                         1  NEW  1
767  7S235053             125-3200090   FAN ASSY                                         2  NEW  1
767  143T8541-14          152-3400190   DEPRESOR                                         5  NEW  1
767  314T4005-16          172-0037310   BRACKET                                          3  NEW  1
767  314T4005-15          172-0037290   BRACKET                                          3  NEW  1
767  KE4028               120-3832110   FILTRO                                           4  NEW  1
767  BTA-3400-2           135-2100070   CONTAINERS PARA BOTELLAS DE OXIGENO 6.7"         5  NEW  1
767  BACM9L2BN            120-0118040   CALCOMANIA CON AUTODHESI-VO.                     4  NEW  1

A/C        P/N               CODIGO                   DISCRIPTION                      QTE  CONDITION
---  -------------        -----------   ------------------------------------------     ---  ---------
757  140N2741-2           552-1105050   SOPORTE DE DURALUMINIO                          11  NEW
757  EA9390               551-7000010   RESINA ***MP***                                  6  NEW
757  BAC27NELO167         526-1500010   CALCOMANIA                                       4  NEW
757  BAC27NPS0274         511-2500130   CALCOMANIA                                       6  NEW
757  BAC27NPS0234         511-2500110   CALCOMANIA DERECHA                               4  NEW
757  187365               525-0000190   VELCRO                                         300  NEW
757  11-0111-17           533-3100190   CONJUNTO TAPA                                    2  NEW
757  BAC27NPS0232         511-2500070   CALCOMANIA IZQUIERDA                             4  NEW
757  BAC27NBY0008         511-2100010   DECAL                                           10  NEW
757  803327               552-1109170   MINIBALINERA DE ALUMINIO                        35  NEW
757  2A114-0011-3         533-2652010   LENTES                                           9  NEW
757  BAC27NEL1073         511-2200290   PLACA DE ALUMINIO                                8  NEW
757  2A113-0241-31        525-4300100   DISPENSADOR PLASTICO DE PANUELOS FACIALE         1  NEW
757  AH090023             532-4201130   VARILLA ESCAREADORA                             62  NEW
757  2A134-0995           525-1000650   BOCEL DE PLASTICO                                8  NEW
757  517980               529-1102370   EMPAQUE PLASTICO                                 4  NEW
757  A1-30-0011           525-0000410   MANUAL SUPERVIVENCIA                            25  NEW
757  BAC29PPS1331         511-3500810   PLACA DE ALUMINIO                                5  NEW
757  284N1487-8403        524-4100130   VARILLA SOPORTE DE ALUMINIO                      1  NEW
757  42693003             525-2600250   CENICERO DE ALUMINIO                             4  NEW
757  BAC27NBY0061         532-1202250   CALCOMANIAS                                      3  NEW
757  P2-07-0004-201       525-6000050   SOPORTE LINTERNA DE EMERGENCIA                 401  NEW
757  CC1235               530-4152010   AISLADOR                                        12  NEW
757  BAC27NPP0038         511-2500170   PLACA PLASTICA AUTOADHESIVA                      6  NEW
757  BAC29PPS17049        511-3500890   PLACA PLASTICA AUTOADHESIVA                     23  NEW
757  JANTX2N2907A         528-4200070   TRANSISTOR                                       4  NEW
757  3A090-0255           525-1101570   ROLLER                                           4  NEW
757  3120725              552-1421700   ARANDELA                                         6  NEW
757  600-A05309-009       550-0154820   POSTE ESQUINERO                                  6  NEW
757  MS25307-272          552-3500010   INTERRUPTOR                                      1  NEW
757  2030818              552-1293150   TUERCA                                          10  NEW
757  512-0022A            550-0178900   SWITCH BOTON PULSADOR                            5  NEW
757  213-0077B            550-2505350   SOCKET                                           2  NEW
757  476-0132A            550-1418250   POTENCIOMETRO                                    3  NEW
757  B14544A              550-0213200   BOTON DE PLASTICO PARA TABLERO INSTRUMEN         9  NEW
757  511-0132A            550-0179000   INTERRUPTOR                                      2  NEW
757  B4353A1A             550-0215290   COJUNTO CUADRANTE                                1  NEW
757  600-B04524-001B2     550-0213300   PERILLA                                          2  NEW
757  800636               552-1109050   RETAINER                                         3  NEW
757  SFS10F7DL11BG        535-3100010   SCREW                                          116  NEW
757  476-0066A            550-0630650   POTENCIOMETRO 110 VOLTIOS                        3  NEW
757  MS21042L04           521-5100070   TUERCA DE ACERO                                 51  NEW
757  MS20392-2C71         532-3100030   PIN                                             10  NEW
757  NAS1398D6A6          527-8100310   RIVET                                           10  NEW
757  113N8121-7           532-1100910   BRIDA                                            1  NEW
757  113N4605-1           527-6100710   SEAL                                             1  NEW
757  113N3325-2           527-5104690   BUSHING                                          1  NEW
757  312N5112-57          528-2200370   BLOCK AY                                         1  NEW
757  312N5112-56          528-2200350   BLOCK AY                                         4  NEW
757  161N5008-3           532-1102170   ESLABON                                          1  NEW
757  251N1212-1           527-6101050   BOLT                                             1  NEW
757  251N2168-1           527-3102630   VARILLA                                          1  NEW
757  251N2656-1           527-3102950   ROD AY                                           1  NEW
757  AN42BC4A             538-3200010   EYE BOLT                                         5  NEW
757  69B80017-1           532-3201470   RETAINER                                         1  NEW
757  66-17948-2           538-1101510   RETAINER                                         4  NEW
757  BACB30LH3-29         528-2200170   BOLT                                             5  NEW
757  5710-167-30C2        521-5200650   WASHER                                           4  NEW
757  BACH5R0130DD         521-5200070   HOSE AY                                          2  NEW
757  69B13621-1           552-1108870   SPRING                                           2  NEW
757  BACB30NF4H3          552-1101450   BOLT                                            16  NEW
757  T3103                550-1412200   INTERRUPTOR                                      1  NEW
757  600A16167-002A       550-0121910   BOTON                                            2  NEW
757  NAS1802-3-14         525-4100130   TORNILLO DE ALUMINIO                            39  NEW
757  NAS1801-06-4         523-3200050   SCREW                                           70  NEW
757  NAS43DD3-48FC        525-3100210   SPACER                                          99  NEW
757  NAS43DD3-8FC         525-2100190   SPACER                                         100  NEW
757  NAS514P632-5P        525-4100170   SCREW                                           85  NEW
757  MS20392-3C25         525-4100090   PIN                                             17  NEW
757  MS27981-3N           525-2400090   FASTENER                                       103  NEW
757  MS27212-6-5          524-5300050   TERM BRD                                         2  NEW
757  NAS514P632-16        523-3200110   TORNILLO                                         4  NEW
757  MS24693C8            525-3100090   TORNILLO DE ALUMINIO                           100  NEW
757  113N1007-14          532-1200530   BUSHING                                          2  NEW
757  162N2304-2           532-1102110   NUT                                              1  NEW
757  140N2709-3           552-1104550   ROD AY                                           1  NEW

757  113N1094-1           532-1100850   WASHER                                           1  NEW
757  113N1094-2           532-1100870   WASHER                                           1  NEW
757  232T6004-3           530-4300130   NOZZLE                                           1  NEW
757  140N2715-1           552-1104610   ROD AY                                           1  NEW
757  149N6002-76          532-1201810   SEAL                                             9  NEW
757  161N1254-1           532-1101050   PIN                                              6  NEW
757  232T6004-4           530-4300150   NOZZLE                                           1  NEW
757  250N2004-1202        532-3500430   ROD AY                                           1  NEW
757  140N2715-10          552-1104630   ROD AY                                           1  NEW
757  162N3115-3           532-1102150   WASHER                                           1  NEW
757  250N2004-1205        532-3500450   ROD AY                                           1  NEW
757  113N1007-15          532-1200550   BUSHING                                          2  NEW
757  411N2581-1           525-2100230   BUJE                                             6  NEW
757  140N2715-2           552-1104690   ROD AY                                           1  NEW
757  251N1169-4           527-1100810   BOLT AY                                          3  NEW
757  251N5099-33          527-1101190   TUBO                                             1  NEW
757  251T3224-1           527-2102270   RETNR                                            1  NEW
757  140N2709-1           552-1104530   ROD AY                                           1  NEW
757  1122027              521-6100090   SENSOR DE TEMPERATURA                            2  NEW
757  161N1236-1           532-1100990   KEY                                              1  NEW
757  251T3226-1           527-2102310   SPRING                                           1  NEW
757  BACB30NT3K21         532-5100230   BOLT                                             6  NEW
757  BACB30NR4K27         552-1101630   BOLT                                             6  NEW
757  BACB28B3-233         524-4100010   BUSHING                                          2  NEW
757  69-43493-1           527-1800130   NUT                                              1  NEW
757  BACB28U14B037        552-1100670   BUSHING                                          2  NEW
757  BACB28AP06P017       552-1100650   BUSHING                                          4  NEW
757  BACB30NT3K19         532-5100210   BOLT                                             6  NEW
757  BACB28W6B060         552-1100770   BUSHING                                          2  NEW
757  69B13055-1           552-1108810   CATCH                                            2  NEW
757  BACB28AK04-090       552-1100490   BUSHING                                          2  NEW
757  BACB28AK10-055       532-1100030   BUSHING                                          2  NEW
757  BACB28AK04-081       552-1100470   BUSHING                                          2  NEW
757  65-5458-13           525-2100270   NUT                                              9  NEW
757  BACB2A009D1E1UY      538-3200050   BRACKET                                          1  NEW
757  69B12329-2           552-1108730   WASHER                                           1  NEW
757  69B13054-1           552-1108790   SPRING                                           2  NEW
757  6354-500             536-1100990   COUPLING                                         1  NEW
757  AS1503-05D0390       521-2200030   HOSE AY                                          2  NEW
757  BACB30LT4U14         552-1101290   BOLT                                             3  NEW
757  BACB28Y11C050        532-5100090   BUSHING                                          3  NEW
757  BACB28Y10C008        532-5100070   BUSHING                                          1  NEW
757  BACB28Y4C127         552-1100850   BUSHING                                          2  NEW
757  BACW10DM6            525-2700010   WASHER                                         104  NEW
757  69B50572-1           535-1100130   ROLLER                                           2  NEW
757  69B18253-2           552-1109030   STUD                                             2  NEW
757  69B13059-4           552-1108850   RETAINER                                         1  NEW
757  69B13055-2           552-1108830   CATCH                                            2  NEW
757  BACB30LE5K33         527-1100090   BOLT                                             4  NEW
757  BACB30GZ6-3          525-4100050   BOLT                                            20  NEW
757  BACB28Y3C043         552-1100830   BUSHING                                          2  NEW
757  BACS12CK3-22         538-3200090   SCREW                                            2  NEW
757  BACS12CK08-11        525-0000030   SCREW                                           10  NEW
757  BACB28X4C016         552-1100810   BUSHING                                          2  NEW
757  BACB28W7B018         552-1100790   BUSHING                                          2  NEW
757  BACS12ER3K5          552-2100070   SCREW                                            4  NEW
757  BACB30NN4K21         552-1101590   PERNO                                           16  NEW
757  MS28775-283          532-4500130   ANILLO DE CAUCHO                                56  NEW
757  BACC14AD10J          530-2100010   CAP                                              1  NEW
757  42905407             525-2600030   RESORTE BOLSILLO DE ACERO                        1  NEW
757  BAC27NFDE0102        511-3100430   CALCOMANIA LADO DERECO                           5  NEW
757  BAC27NFDE0101        511-3100410   CALCOMANIA LADO IZQUIERDO                        5  NEW
757  BAC27TFDE0114        511-3100050   CALCOMANIA                                       5  NEW
757  BAC27TFDE0116        511-3100470   CALCOMANIA LADO DERECHO                          1  NEW
757  90-0327-1            530-4200150   CUCHILLA LIMPIABRISAS                            3  NEW
757  BACB30US6-19         552-1101870   BOLT                                             2  NEW
757  BAC27TFDE0115        511-3100450   CALCOMANIA LADO IZQUIERDO                        5  NEW
757  10-1072-101          533-5100170   LENTES                                           3  NEW
757  2A113-0304-1         525-4300030   CASQUILLO                                       28  NEW
757  26S8-22              525-5000090   BROCHE                                          72  NEW
757  453N1241-141         525-5000130   PANEL                                            1  NEW
757  64759-033            525-2500130   CAFETERA PARTES                                  1  NEW
757  0104525-002          533-4500030   TAPA DE VIDRIO PARA LAMPARA                      2  NEW
757  0104525-004          533-4500070   TAPA DE VIDRIO PARA LAMPARA                      1  NEW
757  42644001M0081JM      525-2600150   DESCANSABRAZO SILLA PASAJERO                    55  NEW
757  107664-17            525-2800450   BRAZO ASIENTO                                    8  NEW
757  68-559               532-4000030   EMPAQUE DE CAUCHO                               53  NEW

757  312N5101-33          529-1101630   TUBO                                             1  NEW
757  429220018621F01      525-2600090   MARCO ESTRUCTURAL                                6  NEW
757  232N9201-82          534-1100150   TUBO                                             2  NEW
757  162N1205-1           532-4500170   TUERCA                                           9  NEW
757  BACC10FY101S         532-1100410   CLAMP                                            2  NEW
757  BACJ40D20-48         536-1100190   JUMPER                                          10  NEW
757  417N3173-10          525-2300290   RESORTE                                         10  NEW
757  141N0092-1           532-4500090   BARRA DE ACERO                                   1  NEW
757  600-A04119G          550-0137800   VENTANA                                          2  NEW
757  700-A15622           550-0121820   ESPACIADOR DE ACERO                              1  NEW
757  BACB30VF3K7          552-1101930   BOLT                                            10  NEW
757  BACB30NW5K10         552-1101690   BOLT                                             2  NEW
757  BACB30NN5K28         532-1200230   BOLT                                             4  NEW
757  BACB30NX12K11        532-1200390   BOLT                                             6  NEW
757  417N5213-5G          533-5100510   BANDA PLASTICA                                   5  NEW
757  BACB30NW5K8          552-1101710   BOLT                                             2  NEW
757  S417N509-14          533-5200030   LAMPARA                                          5  NEW
757  BAC27TFDE0113        511-3100030   CALCOMANIA                                       7  NEW
757  GBC300-89            536-2100110   INTERRUPTOR                                      2  NEW
757  149N6032-11          532-1202210   ESLABON DE ACERO                                 8  NEW
757  MC21-26              525-2600290   CONTROL                                         29  NEW
757  146N6220-25          552-1106970   TAPA LADO IZQUIERDO                              1  NEW
757  379251               529-1102650   PLACA DE ALUMINIO                                1  NEW
757  426583038580T01      525-2600390   DESCANSABRAZO                                   13  NEW
757  AM800-33             552-5100030   ANILLO DE CAUCHO                                 1  NEW
757  2-17EP               529-1102070   EMPAQUE DE CAUCHO                                6  NEW
757  9123-8072            521-2500410   BASE ELECTRICA DE ACERO                          1  NEW
757  102LA2AG             534-1200190   SENSOR                                           1  NEW
757  AC1424               525-3100350   DISTRIBUIDOR                                     1  NEW
757  42905060             525-2600610   RESORTE                                        201  NEW
757  43616003             525-2600350   PESTANA TAPON                                    2  NEW
757  592N11300-952-0410   527-2000150   SELLO                                            3  NEW
757  S312N506-3           536-1100130   SEAL                                             1  NEW
757  S210N301-2           536-1100090   SEAL                                             1  NEW
757  427512098580T01      525-2600430   MESA DE SERVICIO                                31  NEW
757  C19347-102           525-6000090   CONECTOR ELECTRICO                              11  NEW
757  C19347-101           525-6000070   CONECTOR ELECTRICO                               8  NEW
757  C19347-104           525-6000130   CONECTOR ELECTRICO                              17  NEW
757  C19347-105           525-6000150   CUERDA FUSIBLE                                   7  NEW
757  69-27191-314         538-1100390   HOSE AY                                          1  NEW
757  353849               529-1102310   EMPAQUE DE CAUCHO FILTRO                         5  NEW
757  731476               524-1100270   EMPAQUE DE CAUCHO                                2  NEW
757  329282               529-1102270   ANILLO DE CAUCHO                                 3  NEW
757  412338               529-1102350   BUJE                                             2  NEW
757  600406               538-1101610   RESORTE DE ALUMINIO                              1  NEW
757  600409               538-1101650   MANIJA DE ACERO                                  8  NEW
757  600393               538-1101590   ESPACIADOR                                       6  NEW
757  11306-5018           538-1101130   ANILLO RETENEDOR DE CAUCHO                       9  NEW
757  600408               538-1101630   MANIJA DE ACERO                                  5  NEW
757  569246               529-1102390   SELLO                                            1  NEW
757  424053               529-1102770   RESORTE GUIA                                     1  NEW
757  414005               529-1102710   PISTON DE ACERO                                 27  NEW
757  329281               529-1102470   RETENEDOR DE ACERO                               8  NEW
757  330894               529-1102490   ANILLO                                           2  NEW
757  398654               529-1102670   RESORTE DE ACERO                                 6  NEW
757  353048               529-1102610   YUGO BALINERA                                    6  NEW
757  16-1545-1            533-3700110   RETENEDOR                                        8  NEW
757  414490               529-1102730   CLIP TORNILLO                                  198  NEW
757  624085               529-1102930   RESORTE DE ACERO                                 6  NEW
757  569363               529-1102810   RESORTE DE ACERO                                 4  NEW
757  569099               529-1102790   RESORTE COMPENSADOR                              5  NEW
757  600437-1             538-1101690   TORNILLO DE ALUMINIO                             8  NEW
757  600437-2             538-1101710   TORNILLOS                                        2  NEW
757  351888               529-1102570   RODILLO BALINERA                                 5  NEW
757  341960               529-1102510   PLACA IDENTIFICACIAN                             5  NEW
757  4271201100330SF      525-2600110   SEGURO                                         166  NEW
757  414670               529-1102750   CLIP ADAPTADOR BALINERA                          1  NEW
757  351852               529-1102550   ANILLO                                           6  NEW
757  346937               529-1102530   ACOPLE EJE DE ACERO                              3  NEW
757  353850               529-1102630   BUJE                                             1  NEW
757  623280               529-1102870   TORNILLO                                        16  NEW
757  352003               529-1102590   YUGO BALINERA                                    3  NEW
757  65C33289-1           533-2100350   RETENEDOR PLASTICO                              45  NEW
757  SAM232-1             525-4300050   SEGURO DE ALUMINIO                               2  NEW
757  42692005             525-2600310   COBERTORA DE ALUMINIO PARA MANGO SI             39  NEW
757  43028005             525-2600330   PARTE SILLA DE ALUMINIO                          8  NEW
757  SAM231-1H            525-6600190   SEGURO DE ALUMINIO                               8  NEW

757  250-650-0994-001     533-5100050   LAMPARA                                          5  NEW
757  417N3300-1D          525-2300310   PANEL ESPACIADOR                                 2  NEW
757  417N3300-3B          525-2300390   PANEL ESPACIADOR                                 8  NEW
757  ROYCO SSF            512-1000010   FLUIDO HIDRAULICO                                5  NEW
757  286N3054-007         532-2101510   CABLE                                            2  NEW
757  070016-1             528-4200090   PANTALLA                                         4  NEW
757  BAC27NHY0196         527-3103950   DECAL-ELEV FEEL COMPUTER .                       3  NEW
757  00861-0623-0001      534-1200130   CARCASA                                          2  NEW
757  00861-1017-0001      534-1200150   RETENEDOR                                        4  NEW
757  043113-1             528-4200030   TRANSISTOR                                       2  NEW
757  FN22A820             532-4500710   TUERCA DE ACERO                                473  NEW
757  AH089192             532-4298090   TAPON DE PRESION EN METAL                       15  NEW
757  AC1554               525-3100570   SEGURO                                           1  NEW
757  00861-1053-0001      534-1200170   VELETA                   CR-534001               3  NEW
757  AN565E2H5            534-1200090   TORNILLO                                        25  NEW
757  140N2032-1           552-1102950   TOPE                                             4  NEW
757  2A124-0032-1         525-4300070   ESPEJO                                           3  NEW
757  4271400105659C8      525-2600130   MARCO ESTRUCTURAL                               88  NEW
757  66-4261-2            552-1155030   CUBIERTA ESTRUCTURAL                            14  NEW
757  RD-AX4312            525-1900010   CAJA REGULADORA DE VOLTAJE                      16  NEW
757  837-1000-020         534-1100190   INTERRUPTOR                                      3  NEW
757  AC498/8              525-3100430   LENTE                                            4  NEW
757  416N2141-58          525-6600370   SELLO DE CAUCHO                                  1  NEW
757  108285-2             536-1100370   MANGUERA                                         2  NEW
757  416N2141-61          525-6600430   SELLO                                            5  NEW
757  416N2141-60          525-6600410   SELLO                                            2  NEW
757  AH088724             532-4500370   TAPON CR-532080                                  4  NEW
757  426587638580T01      525-2600410   TAPABRAZO                                       23  NEW
757  BACB30GW8A19         527-2100210   PERNO                                            4  NEW
757  161N1807-1           532-1101230   PASADOR DE ACERO                                 3  NEW
757  162N1209-1           532-2100830   PERNO DE ACERO                                   1  NEW
757  417N3170-10          525-2300170   SEGURO PLASTICO                                 63  NEW
757  42816005U0081SK      525-2600710   DESCANSABRAZO SILLA                             11  NEW
757  162N1164-1           532-2100650   ANILLO                                           2  NEW
757  161N1632-2           532-1101110   ANILLO DE ACERO                                  5  NEW
757  BAC27TFDE0207        511-3100490   CALCOMANIA                                       6  NEW
757  9204                 533-0000030   LAMPARA 28 VOLTS-10 WATS                         1  NEW
757  AE66111              527-2102430   ANILLO                                           2  NEW
757  411N1405-2           525-2100410   REJILLA PLASTICA                                20  NEW
757  H40X14.5-19/24/225   532-2000170   LLANTAS PRINCIPALES B757                         6  NEW
757  411N1111-35          525-2100430   CUERPO SILLA                                     4  NEW
757  60-3062-1            533-4300150   ACTUADOR                                         7  NEW
757  60-2742-1            533-4300110   RETENEDOR DE ALUMINIO                           23  NEW
757  BACB30LJ4-15         527-3100650   PERNO                                           20  NEW
757  RV1325               533-4300090   REMACHE DE ACERO                                 4  NEW
757  31-4315-1            533-4300130   REMACHE DE ACERO                                11  NEW
757  79073-1              525-3800170   PORTALAMPARA DE PLASTICO                         6  NEW
757  805789-1             521-3100110   PANEL                                            1  NEW
757  43363002L033000      525-2601100   CONJUNTO PESTANA                                10  NEW
757  10-1327-3            533-2100250   LAMPARA MINIATURA                                1  NEW
757  43363001L033000      525-2600630   CONJUNTO PESTANA                                14  NEW
757  42925019L0330FM      525-2600870   ANILLO DE REFUERZO DE ALUMINIO                   4  NEW
757  417N1079-25          552-5152010   SELLO DE CAUCHO                                  1  NEW
757  BAC27NBY0045         511-3501070   CALCOMANIA                                       3  NEW
757  40407011V033000      525-2600750   BUMPER STRIP                                    33  NEW
757  NAS1611-145          529-2200110   EMPAQUE                                         52  NEW
757  42550015L0330FM      525-2600910   UPPER SHROUD,OUTER                               5  NEW
757  10-1327-40           533-2100270   LUZ                                              3  NEW
757  42417017             525-2600890   GANCHO SUJETADOR DE ALUMINIO                    10  NEW
757  42925115L0330FM      525-2600950   CUBIERTA ESTRUCTURAL                            57  NEW
757  42921001U0081SK      525-2600930   DESCANZABRAZOS                                  12  NEW
757  55806-992-1          531-2500010   TARJETA                                          2  NEW
757  1A114-0438-24B       525-4100850   ENSAMBLE                                         1  NEW
757  RR078                533-4400230   ANILLO DE CAUCHO                                 8  NEW
757  31-3250-1            533-4400130   EMPAQUE DE CAUCHO                                1  NEW
757  55-0073-5            533-4400190   ACTIVADOR DE BOBINA                              1  NEW
757  60-2730-1            533-4400210   TORNILLO DE MAQUINA DE ALUMINIO                  2  NEW
757  LC-032E-0-S          525-2600170   RESORTE DE ACERO                                97  NEW
757  251N4281-21          527-5105870   TUBO                                             2  NEW
757  81000-22704          533-5200050   AVISO LUMINOSO                                   5  NEW
757  3520-0095-01         525-3000030   ALAMBRE ELECTRICO                                6  NEW
757  BACS12N10-9          525-5000030   TORNILLO                                       152  NEW
757  BACS12FA3K15         525-5000010   TORNILLO DE ALUMINIO                           200  NEW
757  BACB30GW8A17         527-2100190   PERNO                                            4  NEW
757  416N2141-41          525-6600350   SELLO                                            2  NEW
757  43613013L0330FM      525-2601300   CUBIERTA ESTRUCTURAL                            39  NEW
757  43613014L0330FM      525-2601500   PESTANA ESTRUCTURAL                             20  NEW

757  123CH1A              521-5800650   SENSOR                                           2  NEW
757  434-674-1031-2070    534-3200030   LAMPARA                                          2  NEW
757  31-3228-1            533-4400110   RETENEDOR                                        1  NEW
757  250N2008-13          527-1100710   BUJE                                             1  NEW
757  BAC27NBY0069         532-1202290   CALCOMANIAS                                      2  NEW
757  13-32480-17          524-4100150   LUZ                                              2  NEW
757  BAC29PPS14920        511-3500750   CALCOMANIA                                       4  NEW
757  411636               529-1102330   EMPAQUE DE CAUCHO                                1  NEW
757  732-18062-01         549-1500150   COJINETE                                        14  NEW
757  MS27595-218          532-4201070   ANILLO                                          58  NEW
757  91500-1              525-2500150   RESORTE EN ACERO                                 6  NEW
757  25-1126-23           533-5100310   CUBIERTA LAMPARA                                 1  NEW
757  90319-0005           523-4200270   JACK                     .                       6  NEW
757  020-001-846          523-4200250   CABLE CON TERMINAL DE TELEFONO                   4  NEW
757  356N1002-2           549-1100030   SELLO DE CAUCHO                                  2  NEW
757  MCR-7                534-5200010   FUSIBLE                                         31  NEW
757  13-32480-5           524-4100170   LUZ                                              1  NEW
757  BAC27NEC0125         511-3501130   CALCOMANIA                                       2  NEW
757  411N2058-6C          552-1109390   ESTUCHE                                          1  NEW
757  91500-3              525-2500170   RESORTE DE ACERO                                 3  NEW
757  312N5101-47          529-1101890   TUBO                                             4  NEW
757  61-40F               525-3800050   BALINERA                                         3  NEW
757  232T4215-20          525-0000110   RIEL                                             1  NEW
757  C19347-103           525-6000110   ESLABON                                         20  NEW
757  140N2762-18          525-6600230   SOPORTE EMPALME DE ACERO                         1  NEW
757  AH089903             532-4200390   DISCO-CARBON PARA FRENO AVION 757                2  NEW
757  351N1101-3           549-1101010   TUBO                                             1  NEW
757  NAS1081C02A5N        534-1200110   TORNILLO                                        10  NEW
757  287N6102-31          532-6100210   CONDUIT                                          1  NEW
757  BAC29PPS16584        511-3500770   PLACA                                            4  NEW
757  BAC27NEC0065         521-4400010   AUTOADHESIVO DE ALUMINIO                         4  NEW
757  593N11400-952-0190   527-2000130   SELLO                                            5  NEW
757  AHM8789              532-4500230   CORAZA TERMICA DE ALUMINIO                      18  NEW
757  MS21919WDG8          538-1100990   ABRAZADERA DE ACERO                             46  NEW
757  312N5863-4           529-1101790   SOPORTE                                          5  NEW
757  140N2032-6           552-1103390   SEGURO                                           3  NEW
757  NAS514P440-4         527-5800050   TORNILLO DE ALUMINIO                           199  NEW
757  42550018L0330FM      525-2600510   CUBIERTA                                         5  NEW
757  63-495               532-4000150   TUERCA DE ACERO                                 74  NEW
757  42626203             525-2600570   MARCO ESTRUCTURAL                              114  NEW
757  NAS514P832-12        525-1100430   TORNILLO DE ALUMINIO                            54  NEW
757  31S1018C             550-0121870   INTERRUPTOR                                      2  NEW
757  42816006U0081SK      525-2600530   MESA DE SERVICIO                                11  NEW
757  64780-353-001        525-3100370   GRIFO DE ACERO                                   1  NEW
757  149N6032-12          532-1202230   CLEVIS                                           5  NEW
757  2A113-0362-7A        525-4100810   BISAGRA                                         19  NEW
757  731075               525-2600730   INSERTO                                          2  NEW
757  BACT12AC7            529-2100150   TERMINAL                                       204  NEW
757  335-0236-000         534-1100210   TORNILLO                                         6  NEW
757  808297               528-2200550   EMPAQUE DE CAUCHO                                2  NEW
757  312N5101-46          529-1101750   TUBO                                             6  NEW
757  42816004U0081SK      525-2600450   TAPABRAZO                                        3  NEW
757  3882518-1            549-3100010   MANGUERA                                         2  NEW
757  1540500-SBKIT-001    527-0000130   KIT INSTALACION INST. DE NAVEGACIO              15  NEW
757  DAS2081-5            532-4500610   ARANDELA DE ALUMINIO                            64  NEW
757  MS27595-013          529-1102410   ANILLO DE CAUCHO                                15  NEW
757  837-0002-010         534-1100170   INTERRUPTOR                                      3  NEW
757  31-5471-1            533-4300070   ESPACIADOR DE ALUMINIO                          43  NEW
757  012N8449-3           552-0000070   ARANDELA                                         5  NEW
757  2470-01              521-2600230   VALVULA DE DRENAJE                               2  NEW
757  700-C23231           550-0234570   INTERRUPTOR                                      3  NEW
757  31-5455-2            533-4400310   EMPAQUE                                          2  NEW
757  31-5476-1            533-4400250   LENTE                                            2  NEW
757  31-5476-2            533-4400270   LENTE                                            1  NEW
757  AH090715             532-4298050   PASADOR DE ACERO                                48  NEW
757  AH090646             532-4298070   TUBO DE ALUMINIO                                32  NEW
757  AH090726             532-4298030   CLIP DE ACERO                                   46  NEW
757  AH090716             532-4298010   PASADOR DE ACERO                                59  NEW
757  NAS1352-06-6P        525-2100170   TORNILLO                                        20  NEW
757  65268-008            525-3000010   CONECTOR,20 PIN (P3) CR-525060                   8  NEW
757  BACB30NN5K9          527-6100270   PERNO                                           19  NEW
757  674-1031-2067        533-1400030   LENTE                                            2  NEW
757  70-000618-100-0      525-1900090   CUBIERTA DESCANSABRAZO DE ALUMINIO              13  NEW
757  DSR1049-2            532-4500690   TORNILLO DE ALUMINIO                            54  NEW
757  012N8806-2           521-0800010   KIT                                              1  NEW
757  41305007             525-2600230   BANDA TRANSPORTADORA DE CAUCHO                  10  NEW
757  1A044-0184AP         525-1102170   DESCANZABRAZOS                                   1  NEW

757  251N1244-13          527-1101290   LAMPARA                                          3  NEW
757  100-109              525-6000170   ASPIRADOR                                        3  NEW
757  RDAM6839-3           525-2500050   SELLO DE CAUCHO                                  4  NEW
757  044998-3             528-4200110   LAMPARA                                         10  NEW
757  31-5455-1            533-4400290   EMPAQUE                                          1  NEW
757  BR9442-911           533-2600010   MARCA                                            3  NEW
757  DAS2349-135          532-4500650   ANILLO DE RETEN DE CAUCHO                        3  NEW
757  3883859-1            549-3100030   TUBO                                             4  NEW
757  600407               538-1101730   RESORTE DE ACERO                                10  NEW
757  A2873-500            536-1100010   EMPAQUE DE CAUCHO                                7  NEW
757  3883860-1            549-3100050   TUBO                                             5  NEW
757  3883861-1            549-3100070   TUBO                                             4  NEW
757  AC498-6              525-3170010   BASE                                             2  NEW
757  43613002L0330FM      525-2601010   ANILLO DE REFUERZO EXTERNO DE ALUMINIO           5  NEW
757  2A123-0415-1         525-4100750   BISAGRA                                          9  NEW
757  43103006             525-2602150   KIT PARA FUSELAJE                               24  NEW
757  LM718947             532-4500870   RODAMIENTO DE CONOS                              7  NEW
757  386022               529-1102690   EJE                                              1  NEW
757  0A121-0002-7         525-4100890   SELLO                                            2  NEW
757  60-3740-1            533-4400330   PERNO DE ACERO                                  14  NEW
757  215N3026-5           521-4300050   PANEL DE VENTILACION                             7  NEW
757  232N4303-2           525-1300870   PORTADOR PARTES DE AVIONES DE PLASTICO           7  NEW
757  417N5000-33          533-2100370   LENTE                                           20  NEW
757  90-000601A800-1      525-1900210   PANEL                                           18  NEW
757  65C33289-3           533-2100390   RETENEDOR                                       14  NEW
757  5909505              529-2100290   TUBO DE ACERO PARA LIQUIDO HIDRAULICO            1  NEW
757  AH088647             532-4200090   SOPORTE DE ACERO                                10  NEW
757  411N1172-4           525-2100490   CERROJO                                          2  NEW
757  2A081-0329-11B       525-4100870   SEGURO PLASTICO DE FORMA DE CLIP                34  NEW
757  DPY7900P10FA2        533-4300050   TORNILLO DE ALUMINIO                             1  NEW
757  77-54F               525-3800070   BALINERA                                         6  NEW
757  413N3501-1L          525-2100390   CUBIERTA PARA LAMPARA                           61  NEW
757  161N1250-1           532-1101030   SELLO DE CAUCHO                                 10  NEW
757  140N2762-17          525-6600210   SOPORTE DE ACERO                                 2  NEW
757  149N6038-4           532-1200970   SELLO PLASTICOS                                  2  NEW
757  149N6038-3           532-1202310   TUBO DE ACERO CON ACOPLES                        2  NEW
757  149n6038-2           532-1200950   SELLO                                            3  NEW
757  113-133              532-4000500   LAMINA ESTRUCTURAL                             152  NEW
757  85-633               532-4022000   ANILLO RETENEDOR DE ALUMINIO                    24  NEW
757  4186A17K0410         532-4000670   ANILLO DE PLASTICO                             199  NEW
757  68-1119              532-4000730   EMPAQUE DE CAUCHO                               22  NEW
757  61-2302-1            533-4400390   LAMINA                                           2  NEW
757  451N5602-27          525-5000350   MALLA TEXTIL PARA ASEGURAR CARGA                 2  NEW
757  451N5601-21          525-5000410   MALLA TEXTIL PARA ASEGURAR CARGA                 4  NEW
757  11-6557-5A           533-2300170   MARCO DE PLASTICO                               53  NEW
757  451N5601-2           525-5000390   MALLA TEXTIL PARA ASEGURAR CARGA                 5  NEW
757  LS-200(C)            525-0000310   ROLLOS DECORATIVOS FLAME RESIST                  2  NEW
757  90-000650A910-0      525-1901270   CUBIERTA DE PLASTICO PARA SILLAS                30  NEW
757  411N1405-6           525-2100510   REJILLA PLASTICA AIRE ACONDICIONADO             56  NEW
757  411N1405-5           525-2100470   REJILLA DE VENTILACION DE PLASTICO               9  NEW
757  8-716-01             532-6100270   SENSOR DE TEMPERATURA                            5  NEW
757  69-59926-4           525-1000070   LAMINA DE ACERO                                  7  NEW
757  411N2353-10B         525-2100590   PANEL USO ESTRUCTURAL                            1  NEW
757  61-2202-3            533-4300290   LAMINA DE ALUMINIO                               3  NEW
757  DSR4528-1526         532-4200870   TORNILLO METALICO                               25  NEW
757  65C33662-150B        525-2100630   PANEL PARA VENTANA                               1  NEW
757  342-116-1            532-4000850   SEGMENTO PARA FRENO                            559  NEW
757  146N6620-2           552-3400890   PROTECTOR DE ESQUINA                             2  NEW
757  C16026-002-002       525-2100450   MESA DE SERVICIO                                 8  NEW
757  417N5213-41E         533-5100730   PERFIL PLASTICO DE PROTECCION                   21  NEW
757  451N5602-26          525-5000370   MALLA TEXTIL PARA ASEGURAR CARGA                 3  NEW
757  416N2131-38          525-6600650   CALIBRADOR DE PASO PARA ROSCA                    1  NEW
757  451N5602-35          525-5000330   MALLA TEXTIL PARA ASEGURAR CARGA                 3  NEW
757  21FP604              521-2500310   FILTRO                                          23  NEW
757  1A114-0438-21B       525-4101050   PERSIANA DE ALUMINIO                            19  NEW
757  342-117-1            532-4000430   SEGMENTO PARA FRENO                            574  NEW
757  16J04-1              536-1101230   DUCTO                                            1  NEW
757  417N1020-15          525-4100450   MIRROR                                           1  NEW
757  05934-1              533-2100410   BALASTO DE 115 VOLTIOS                           3  NEW
757  417N3045-11A         525-2300830   CUBIERTA ESTRUCTURAL                             7  NEW
757  RD-AM6736-4          525-1900270   HARNES CONJUNTO,TRIPLE                          13  NEW
757  90-000600A600-2      525-1900510   FUSELAJE UPPER RH                                8  NEW
757  453N1624-8           525-5000270   REJILLA PLASTICA                                 1  NEW
757  451N5700-101         525-5000630   PLATE ANCHOR                                    70  NEW
757  451N5700-60          525-5000650   PLATE ANCHOR                                    70  NEW
757  31-5463-1            533-4300030   TAPA PLASTICA LAMPARA                            6  NEW
757  91-000563A008-2H36   525-1900590   CUBIERTA ESTRUCTURAL                            14  NEW

757  NAS509-3             533-4500610   NUT                      CR 533005              16  NEW
757  BAC27NEL0288         511-2260050   PLACA DE ALUMINIO                                6  NEW
757  BACS38K7             521-0800110   ZUNCHO                                          40  NEW
757  BAC27NBY0010         511-2100330   PLACA AVISO                                      7  NEW
757  GILLFAB 1367A-40     525-3100490   LAMINA DE ACERO ALEADO                           1  NEW
757  BAC27NEX0051         532-0900030   AVISO                                            7  NEW
757  BAC27DPA112          511-3500010   DECAL                                            7  NEW
757  BAC27NEX0044         532-6100330   AVISO IZQUIERDO                                  1  NEW
757  7S236594             525-3200310   VARILLA                                         30  NEW
757  BAC27NEX0043         532-6100350   AVISO IZQUIERDO                                  1  NEW
757  BAC27DBY181          511-2100370   AVISO                                            2  NEW
757  2A503-0004           525-1001150   ABRAZADERA                                      98  NEW
757  MS20995NC20          527-0000270   ALAMBRE DE SEGURIDAD                             2  NEW
757  BAC27NPS0215         511-2500250   CALCOMANIA-MOBIL JET OIL 154                    30  NEW
757  11-5566-1            533-0000270   TAPON FINAL                                      6  NEW
757  11-5568-17           533-0000150   BASE                                             7  NEW
757  PERMACEL P212HD,3"   527-0000410   FIBRA DE VIDRIO DE 3"                            5  NEW
757  DM02428-1            525-2400370   ARANDELA                                         2  NEW
757  BAC27NEX0403         511-2100390   AVISO                                            8  NEW
757  LK74597              572-5000010   TAPaN                                            2  NEW
757  RST2472              578-3101530   HERRAMIENTA PARA EXTRACCION RODAMIENTOS          1  NEW
757  831-4565-102         531-0000070   DISKETTE                                         1  NEW
757  BAC27ECC1722         525-0000730   AVISO                                            8  NEW
757  BAC27NCH0013         511-3700010   AVISO                                            3  NEW
757  2045081-1T           525-0000850   ESPARRAGO                                       37  NEW
757  S415W001-1           525-0000830   ESPARRAGO                                      147  NEW
757  146N8561-4           553-6400230   PLACA                                            4  NEW
757  PS4052970-959        534-1100410   SOFTWARE                                         1  NEW
757  LK76086              572-0012530   ANILLO DE CAUCHO                                11  NEW
757  7220MT952T           557-3371100   SELLO                                            3  NEW
757  S30772-3008          557-3370970   SELLO                                            5  NEW
757  45290-1              557-0261960   ASIENTO                                          1  NEW
757  37190-1              557-0251230   SELLO DE CAUCHO                                  2  NEW
757  7115FT952T           557-3215260   CONJUNTO ANILLO          CR-630262               5  NEW
757  7331MT952T           557-3371420   ANILLO                   CR-630262               4  NEW
757  24D507239P01         538-1300030   CARTUCHO TERMICO                                 1  NEW
757  BACB30LH2-6          554-5200010   BOLT                                           130  NEW
757  65-45791-2           556-2100270   VENTANILLA AUXILIAR DE USO ESTRUCT               8  NEW
757  BACW10BN3UC          554-5100550   WASHER                                          18  NEW
757  ARM981               572-6200010   ANILLO DE CAUCHO                                10  NEW
757  QA2229               573-1100050   ANILLO RETENEDOR DE CAUCHO                      40  NEW
757  UL12794              572-5000030   TAPaN                                            2  NEW
757  QA03963              573-2100090   ELEMENTO FILTRANTE                               1  NEW
757  LK76085              572-0012510   ANILLO DE CAUCHO                                27  NEW
757  YA211-25             574-1000070   BUJIA DE IGNICION                                3  NEW
757  UL10325              572-4000030   TAPON                                            2  NEW
757  AS43013-154          572-0004050   SELLO DE CAUCHO                                 28  NEW
757  QA0816               573-1100030   ELEMENTO FILTRANTE                              12  NEW
757  0111153-102          572-0022470   CUBIERTA ESTRUCTURAL                             7  NEW
757  251N1259-1           557-2700050   RESORTE                                          4  NEW
757  BACB30LE3K13         553-4200050   BOLT                                             4  NEW
757  BACB28AA6B025        557-5100030   BUSHING                                          2  NEW
757  BACB30TZ6K7          553-4100170   BOLT                                             3  NEW
757  411N1144-2           556-2100210   CORTINA PLASTICA                                30  NEW
757  BACB28AK06-086       557-2200010   BUSHING                                          4  NEW
757  LK50396              572-0011910   ARANDELA DE ALUMINIO                            16  NEW
757  8-345-03             572-0024390   INTERRUPTOR                                      1  NEW
757  311N5146-1           554-5300210   INDICATR                                         1  NEW
757  TA025028-10          572-0018730   ABRAZADERA ALUMINIO RECUBIERTA DE CAUCHO         7  NEW
757  C19347-111           525-6600850   CONECTOR ELECTRICO                              10  NEW
757  LK76825              572-0013070   ALOJAMIENTO PARA SOPORTE                         1  NEW
757  LJ75809              572-0010990   CALZA O CUNA                                    12  NEW
757  B19319               525-6000230   CORREA                                           6  NEW
757  LK86000              572-0013530   TUBE                                             1  NEW
757  D180RF865-650        572-0005950   INSERTADOR                                       1  NEW
757  LK76088              572-0012570   EMPAQUE                                          4  NEW
757  LK35732              571-7100010   PERNO                                            4  NEW
757  411N1140-33A         556-2100230   BOCEL-VENTANA                                    8  NEW
757  453N1712-21          553-3300330   SOPORTE DE DURALUMINIO                           3  NEW
757  LJ70288              572-0009530   SOPORTE DE ALUMINIO                              3  NEW
757  113N2320-24          557-5300350   SELLO DE CAUCHO                                  4  NEW
757  AS21512              572-0002690   PERNO DE ACERO                                  11  NEW
757  143N6606-2           553-3300310   PLACA IDENTIFICACIAN                             2  NEW
757  UL26770              572-0021390   PLACA IDENTIFICACIAN                             7  NEW
757  113N1256-2           557-5300230   PIN                                              2  NEW
757  AS43003-908          572-0003950   SELLO DE CAUCHO                                 60  NEW
757  MDP22075             578-3100590   ANILLO                                           2  NEW

757  11-10638             572-1000050   FILTRO ALTA PRESION                              3  NEW
757  MS9768-09            572-0015150   ARANDELA                                         6  NEW
757  012N8808-1           557-2400090   KIT FUSELAJE ESTRUCTURAL                         2  NEW
757  311N5066-5           554-5100730   TORNILLO DE ALUMINIO                             1  NEW
757  LK30089              572-0011570   ANILLO DE CAUCHO                                33  NEW
757  7006MR952T           557-3205200   ANILLO                                           9  NEW
757  BACB30LR4U7          555-3600070   PERNO                                           50  NEW
757  SL4093-14            571-0000030   SOPORTE CON ROSCA                                8  NEW
757  BAC29PPS1833         511-3500830   CALCOMANIA                                      10  NEW
757  4907-52              572-0023971   ANILLO DE CAUCHO                                91  NEW
757  UL16353              575-1000090   CUBIERTA                                         1  NEW
757  A0860                572-0004850   EMPAQUE DE CAUCHO                                1  NEW
757  QA07624              573-2100170   ELEMENTO FILTRANTE                               2  NEW
757  68-1120              532-4000411   EMPAQUE DE CAUCHO                               30  NEW
757  140N2764-1           556-3100010   CUBIERTA LAMPARA DE VIDRIO                       2  NEW
757  AS16088              572-0000790   REMACHES                                        85  NEW
757  U756263              572-0000810   TORNILLO                                         2  NEW
757  LK73824              575-1000030   ANILLO SELLO METAL DE ALUMINIO                   6  NEW
757  140N2402-7           556-2100130   GANCHO METALICO DE AGARRE                       40  NEW
757  140N2313-1           556-2100030   PLATO METALICO ESPECIAL DE ASEGURA              36  NEW
757  113N2305-1           557-5344010   SOPORTE DE ALUMINIO                              2  NEW
757  LJ75506              571-1100090   TAPA PARA DEPOSITO ACEITE DEL AVION              1  NEW
757  UL26772              572-0020130   PLACA DE ALUMINIO                               14  NEW
757  LJ76063              578-3100770   SOPORTE MONTANTE                                 2  NEW
757  012N8931-8           557-0000050   JUEGO DE ELEMENTOS DE FIJACION                   2  NEW
757  LJ76216              578-3100650   SOPORTE METALICO                                 2  NEW
757  UL29260              572-0021550   SLEEVE                                           6  NEW
757  61260-102            525-6000211   KIT DE SUPERVIVENCI                              2  NEW
757  UL29908              572-0021570   ABRAZADERA DE ACERO                              1  NEW
757  UL29910              572-0021610   CLAMP                                            1  NEW
757  63762-101            525-6100051   KIT DE SUPERVIVENCIA                             3  NEW
757  UL29909              572-0021590   ABRAZADERA                                       2  NEW
757  UL38855              572-3111050   RELLENO                                          8  NEW
757  61473-104            525-6129011   KIT                                              2  NEW
757  AH-370-5H            578-3100870   GRAPHITE FABRIC                                 10  NEW
757  140N2615-53          552-1105490   RETENEDOR                                        2  NEW
757  140N2615-45          552-1105450   RETENEDOR                                        2  NEW
757  140N2615-55          552-1105470   RETENEDOR                                        2  NEW
757  140N2615-51          552-1105430   RETENEDOR                                        2  NEW
757  140N2615-46          552-1104570   RETENEDOR                                        2  NEW
757  ED101208             572-0000370   ATENUADOR                                        1  NEW
757  CA1820-2C            557-4152010   PERNO                                           49  NEW
757  HL8608K34            532-1201090   PERNO                                            5  NEW
757  HL8606K34            532-1201010   PERNO                                            4  NEW
757  BAC27NBY0036         511-3501330   CALCOMANIA                                       2  NEW
757  UL26757              572-0021370   SOPORTE METALICO DE ALUMINIO                     3  NEW

A/C        P/N               CODIGO                  DISCRIPTION                       QTE  CONDITION
---  ---------------      -----------   ------------------------------------           ---  ---------
727  M10025-008-003       672-0052140   CENICERO DE ALUMINIO                            52  NEW
727  RGS1006-2            672-0054700   CENICERO DE ALUMINIO                             4  NEW
727  1101550-03           686-2388170   HEBILLA                                         13  NEW
727  S417T401-27          699-1996101   GENERADOR DE OXIGENO ***MP***                    2  NEW
727  31210                699-1901880   HEBILLA                                        126  NEW
727  OMP2506-4            699-5048240   CUBIERTA ESTRUCTURAL                             1  NEW
727  2601743              650-0561130   TAPON                                            7  NEW
727  7079-403AV           699-6230600   PORTA REVISTAS DE ALUMINIO                     206  NEW
727  1089-0419-02         678-0118300   SOCKET                                           1  NEW
727  19628001U1322SK      672-0098350   TAPA BRAZO                                       1  NEW
727  CA1786C              699-0971200   ANILLO RETENEDOR                               279  NEW
727  23847                648-0735420   CUNA DE ANGULO DE DURALUMINIO                    4  NEW
727  40237001T0060HC      672-0193800   PESTA|A                                          4  NEW
727  1101167-0            686-2383760   LAP BELT (CORREA         CR 906050               6  NEW
727  673-506-9247         678-2857500   SPRING                   USO CR.635967          15  NEW
727  2701275-1            678-1267950   DUCTO SALIDA DE AIRE                             1  NEW
727  27170-01             664-3246300   CUERPO                                          29  NEW
727  23274-1              664-1526900   MANIJA VALVULA CILIN OXI CR 942012               6  NEW
727  7520818              678-1184690   LAMPARA                                          3  NEW
727  SAM211               699-5215500   PESTILLO                                        23  NEW
727  SAM220-2             699-5215640   CONEXION                                        25  NEW
727  822362-401D          694-2608100   MESA                                            10  NEW
727  875984               645-2283570   ELEMENTO                                         1  NEW
727  814266-767           692-1239500   MANGUERA DE ACERO FLEXIBLE                       2  NEW
727  B1382                692-0051350   PROBADOR                                         2  NEW
727  812295-25            694-2411370   PESTANA                                          1  NEW
727  SAM223-10            699-5215700   SEGURO                                           2  NEW
727  10-60834-86          699-3562730   SELLO DE CAUCHO                                  2  NEW
727  815151-8             694-2410930   CUERDA                                           1  NEW
727  D1350-102            694-0950050   PERFORADOR                                      30  NEW
727  S8990-012            678-0317680   EMPAQUE                                          7  NEW
727  373477-2             678-1656080   BOCA EN ALUMINIO                                 1  NEW
727  663754-1             678-2801560   DIAFGRAMA                                        6  NEW
727  669062               678-2842920   DUCTO                                            1  NEW
727  975945-1             678-3754110   PASADOR                                          4  NEW
727  S8990-6              678-0318300   EMPAQUE                                          4  NEW
727  S8990-7              678-0318310   EMPAQUES                                        16  NEW
727  S8057AR162           678-0269490   PACKING                  USO.CR.645734-9         4  NEW
727  S8990-12             678-0318000   EMPAQUE                                          2  NEW
727  100138-26            682-1712310   INTERRUPTOR                                     11  NEW
727  154370-1             682-2425750   PLACA DE ALUMINIO                                7  NEW
727  100104-20            682-1709610   CIJINETE                 CR 235048-63551        10  NEW
727  100111AJ97           682-1710080   PACKING                  CR 935386               8  NEW
727  109498               682-1806560   DISC                                             2  NEW
727  33339                678-1516130   BEARING                  USO CR.935218           1  NEW
727  801471-401           694-2101290   RIEL                                             3  NEW
727  S9026D111            678-0319080   EMPAQUE DE CAUCHO                               30  NEW
727  210185               694-1635000   CENICERO DE ALUMINIO                             1  NEW
727  310-1                699-6401000   COLUMMA CONTROL                                  4  NEW
727  C7006-8              699-4845600   PISTON                   USO CR.635020           8  NEW
727  40751004T0093HC      672-0195550   PESTA|A                                          2  NEW
727  200349-21            694-1535410   CERROJO                                          1  NEW
727  500955-401           699-1901870   BROCHE                                         558  NEW
727  801617               672-0419170   COJIN                                            2  NEW
727  806910-5             694-2245650   MANIJA                                           1  NEW
727  38826                648-0687640   VARILLA BALINERA DE ALUMINIO                     2  NEW
727  S8990-521            678-0318220   EMPAQUE DE CAUCHO CR 635588                    118  NEW
727  115933-1             678-0729500   EMPAQUE                                          7  NEW
727  815015-401           694-2411780   RODILLO                                          8  NEW
727  102171-3             672-0073170   CENICERO                                         2  NEW
727  74807-1              678-2999790   HOUSING                  CR 654028               1  NEW
727  100104-159           682-1709590   COJINETE                 CR 635228               5  NEW
727  663261               678-2794370   RESORTE.C.R.-635936                              2  NEW
727  154361-1             682-2425440   INDUCTOR ELECTRICO                              12  NEW
727  154800-3             682-2428100   TERMCUPLO                                       14  NEW
727  151267               682-2379960   PINON                                           16  NEW
727  150569               682-2365980   HOUSING                  CR 935386               2  NEW
727  892771-3             678-3372060   CABLE ENCENDIDO                                  1  NEW
727  S72935-118           694-0973200   PASADOR                                          1  NEW

727  S9412-009            678-0269430   EMPAQUE                                         42  NEW
727  663224               678-2793840   RESORTE                                          4  NEW
727  663226               678-2793880   RETENEDOR                                        1  NEW
727  663227               678-2793890   RESORTE                                          2  NEW
727  373574-2             678-1656400   INTERRUPTOR                                      4  NEW
727  12571                699-1912680   RUEDA                                            2  NEW
727  974145-13            678-3747630   ELEMENTO                                         8  NEW
727  S8171-112            678-0311000   EMPAQUE DE CAUCHO                               10  NEW
727  663237               678-2794100   RETENEDOR                                        3  NEW
727  662347-1             678-2789970   PERNO                                            5  NEW
727  661302-4             678-2774490   VALVULA                                          1  NEW
727  858854-1             678-3320110   VARILLA.CR.635248                                8  NEW
727  663747               678-2801510   PASADOR AJUSTABLE                                9  NEW
727  857760-1             678-3319140   SELLO                    USO CR.635520-9         4  NEW
727  815920-401           694-2324070   INDICADOR                                        1  NEW
727  136932-1             678-0878900   VALVE                    USO.CR.635592           2  NEW
727  232-279              699-5070080   HOSE                     USA.C.R.945462          6  NEW
727  S8990-31             678-0318150   EMPAQUE                                          1  NEW
727  22199                648-0667970   TUERCA DE ACERO                                  3  NEW
727  663230-2             678-2794020   BALINERA                                         4  NEW
727  10-60834-39          699-3562550   EMPAQUE DE CAUCHO                                2  NEW
727  100168-530           682-1712730   ARANDELAS                CRS 635228-9353        12  NEW
727  109492               682-1806500   RING                                             1  NEW
727  200351-5             694-1536000   RODILLO                                          6  NEW
727  135157-4             678-0842820   FILTRO                                           1  NEW
727  203478-3             678-1182530   BUSHING                  CR 635696              11  NEW
727  359929               678-1637800   BODY                     USO.C.R.635752          5  NEW
727  289-61               699-5074610   TUBE                                           120  NEW
727  65-19269-4           657-2000010   BANDA DE CAUCHO                                  2  NEW
727  119497-4             678-0757790   TORNILLO                 USO CR.635248-9         7  NEW
727  892417               645-2340500   HOSE AND HORN EXTINGUISER15F1 AND 15KS           3  NEW
727  10-60834-54          699-3562850   SELLO DE CAUCHO                                  2  NEW
727  10-60821-1           699-3560040   SELLO                                            2  NEW
727  S8990-563            678-0318350   USA.C.R.635248                                  10  NEW
727  137046               678-0879120   CAPSULE RELIEF VALVE     USO.CR 635592,6        14  NEW
727  5702477              699-3675570   TORNILLO                                         1  NEW
727  40535001             672-0201700   TAPABRAZO                                        4  NEW
727  107861               682-1789710   EMPAQUE PROTECTOR VALVU  LA PARA MOTOR           2  NEW
727  1052-11              694-1535020   CENICERO DE ALUMINIO                             1  NEW
727  6-3141-57-10         699-6335470   TERMINAL DE ACERO                                3  NEW
727  40214001u1322sk      672-0195060   TAPABRAZO                                       55  NEW
727  137873               678-0882840   RING  ASSY FLOW          USA.C.R.635592          1  NEW
727  800555               694-2068000   RESORTE                                         12  NEW
727  809723-401           694-2285120   ANILLO REFUERZO                                  2  NEW
727  803522-5             694-2183880   BRACKET                                          3  NEW
727  319110-5             678-1463550   VALVULA                  CR 935172-              4  NEW
727  398949               679-3100010   FLANGE ASSEMBLY                                  1  NEW
727  sam10-11r            699-5214750   CERROJO                                          4  NEW
727  13306005             672-0083250   SOCKET                                           5  NEW
727  10-265               676-0097250   MANGUERA                                         8  NEW
727  93a279               672-0482500   EJE DE TRANSMISION                               3  NEW
727  7520163              678-0331710   SEGURO                                          23  NEW
727  813617-409           694-2411050   CABLE                                            1  NEW
727  3888076-3            678-1704270   MANGUERA ACEITE DE ACERO - ETOPS                 3  NEW
727  7531271              678-3003170   KIT                                             13  NEW
727  4259-31              677-1622350   TAPON                                            2  NEW
727  h468-1               673-1514650   SEGURO                   CRS 210066-9100         5  NEW
727  170253-24            694-0989550   ARNES                                           19  NEW
727  27755                678-1295160   MOTOR                                            3  NEW
727  91325                699-4104500   PASADOR   CR.935142                              4  NEW
727  148005               676-0021220   VALVULA DRENAJE                                  1  NEW
727  117481               682-1886300   SLEEVE                   CR 935386              14  NEW
727  43995010             672-0194700   CONEXION                                        30  NEW
727  A3233                678-0021200   TAPON MAGNETICO                                  1  NEW
727  V2505J08-003         699-5048190   ADAPTADOR DE ALUMINIO                            5  NEW
727  137058-1             678-0879150   CAP                                              1  NEW
727  136906-1             678-0878740   GASKET                                           2  NEW
727  1663                 699-2011000   ENCHUFE                                         11  NEW
727  H503-1-081-218       673-1517700   SEGURO DE ALUMINIO                               8  NEW
727  LW1009-1             673-1585100   SEGURO DE ALUMINIO                              28  NEW

727  1101123-0            699-1870820   CINTURON DE SEGURIDAD                            2  NEW
727  207243               678-1184330   RESORTE                  USA CR 635692           3  NEW
727  449350               699-1902250   GANCHO HEBILLA DE ACERO                        335  NEW
727  803470-1             694-2180950   RODILLO                                          4  NEW
727  2600545              650-0560970   TUERCA DE ACERO                                 89  NEW
727  H967-3               673-1568700   BISAGRA                                          2  NEW
727  358119               678-1636670   BEARING                                          5  NEW
727  369149               678-1653980   BALINERA                                        14  NEW
727  358385-1             678-1637250   BEARING                  CR 635752-93523         4  NEW
727  1400J16C             677-1570200   TAPA                                             5  NEW
727  1173T11-1            678-2295500   INTERRUPTOR                                      1  NEW
727  155530-1             682-2434470   PINON DE ACERO                                   4  NEW
727  26006-1              678-1223950   PI|ON                                            3  NEW
727  2005955-1            678-1182960   GENERADOR                                        2  NEW
727  875981               645-2283540   ELEMENTO                                         2  NEW
727  2-3141-43            699-6326590   INTERRUPTOR              CR-630490               2  NEW
727  818839-1             694-2509300   RODILLO                                          4  NEW
727  BACL10AG1            672-0252650   SEGURO                                          13  NEW
727  0108136-1            694-0985200   CARRETE PLASTICO                                 1  NEW
727  809289-3             694-2276120   CAM   CR.206038                                  1  NEW
727  19218009T0093HC      672-0194590   CUBIERTA                                         1  NEW
727  33-30881-6P4A1G      692-0866200   LAMP (AMARILLO)          CR-325028               7  NEW
727  9239B2PP             678-3587150   CONJUNTO VALVULA                                 2  NEW
727  110995-1             678-0582220   VALVULA CHEQUEO AIRE                             1  NEW
727  91324                699-4104480   PIN  HINGE               CR 935142               2  NEW
727  28517                648-0874680   ANILLO DE CAUCHO                                 1  NEW
727  137548-1             678-0875340   CALCOMANIA                                       6  NEW
727  824038-19A           694-2608630   TAPA                                            12  NEW
727  3295                 699-2022310   SLEEVE                   USO.C.R.935087          1  NEW
727  10-60834-55          699-3562870   SELLO                                            2  NEW
727  2601483              650-0561100   PERNO DE ACERO                                  51  NEW
727  1043500              664-1510380   TAPA                     USO CR. 645410          1  NEW
727  TRH-11-CC-2          630-0521350   SINCRONIZADOR                                    2  NEW
727  822362-402D          694-2608110   MESA                                             2  NEW
727  809308-403           694-2276600   COJIN DE CAUCHO                                  2  NEW
727  10-60834-44          699-3562650   SELLO DE CAUCHO                                  1  NEW
727  5093-01              664-1408930   VALVULA COMP                                     1  NEW
727  803469-1             694-2180930   MECANISMO                                        5  NEW
727  803405-1             694-2178000   MECANISMO                                        3  NEW
727  16273                695-2132270   PLATO  CR.245066                                 3  NEW
727  289-15               699-5074150   ANILLO                                          40  NEW
727  815970-3             694-2325500   RESORTE                                          1  NEW
727  5520-17              664-1409920   VALVE KIT ON OFF         C.R. 645020             6  NEW
727  5644-17              672-0262830   BANDA                                            9  NEW
727  8700-013             699-3780660   DIAFRAGMA                                        4  NEW
727  8700-003             699-3780580   FLOTADOR                                         2  NEW
727  100111AM90           682-1710110   SELLO DE CAUCHO                                  5  NEW
727  108510               682-1796200   LEVA                                             2  NEW
727  C7006-10             699-4845130   PASADOR                                          3  NEW
727  014623-S21-20        647-0604500   CONJUNTO CUERPO Y VALVULA                        4  NEW
727  BACH20X2             673-1550150   CERROJO                                          4  NEW
727  FDC3540              699-1902050   ANILLO DE CAUCHO                                50  NEW
727  40535002             672-0201710   TAPABRAZO                                        1  NEW
727  803300-13            699-7007130   KIT                                             14  NEW
727  96040011             672-0491700   BUJE                                            15  NEW
727  2791                 664-1404540   CUERPO VALVULA                                   1  NEW
727  822586-413A          694-2523150   PANEL                                            2  NEW
727  7-105117-1           699-3882700   ARANDELA DE ALUMINIO                             3  NEW
727  H396-57              673-1511350   CHAPA METALICA                                   7  NEW
727  1QF2-3-64C           699-6180330   RECEPTACULO                                      2  NEW
727  821875-402A          694-2607260   PESTA|A                                          1  NEW
727  817630-401           694-2500420   PLATO                                           15  NEW
727  899981-6             678-3374820   ATOMIZADOR COMBUSTION                            4  NEW
727  05-379377            649-1126200   CALZA                                            5  NEW
727  25197-3              674-1552160   CONJUNTO CABLE Y CAJA                            2  NEW
727  10002-118            699-3295010   SELLO                                           28  NEW
727  8700-009             699-3780620   ESPACIADOR                                       8  NEW
727  152532               682-2405280   PALANCA DE LIBERACION DE ENBRAGUE                3  NEW
727  100168-4             682-1712590   ARANDELA DE ALUMINIO                            17  NEW
727  152537               682-2405380   EMBRAGUE CR635228                                6  NEW

727  152541               682-2405460   PASADOR DE ACERO                                30  NEW
727  100140-99            682-1712260   CONECTOR CR 635228                              15  NEW
727  151270               682-2380020   EJE CR 635228                                    4  NEW
727  97975-4              678-3791780   MANGA                                            1  NEW
727  49167                678-2059150   BEARING                  CR 635692               6  NEW
727  156268               682-1704250   ARANDELA DE ALUMINIO                            10  NEW
727  2743-1               699-4018000   TAPON                                            2  NEW
727  S9413-014            678-0322820   EMPAQUE DE CAUCHO                                1  NEW
727  822677-3             694-2522650   SOPORTE                                          1  NEW
727  AC4638E31            699-3814770   FILTRO                                           2  NEW
727  800191               645-0963650   CHECK ASSY FOR FIRE                             43  NEW
727  156-0197-00          625-1312230   MICROSUICHE LI:5 TRANSISTOR                     11  NEW
727  A1275                692-0050130   CONTROL FLUJO                                    2  NEW
727  1101166-0            686-2383720   CINTURON DE SEGURIDAD                            2  NEW
727  R18424-54            699-3952600   PERNO CONICOS DE ACERO                           5  NEW
727  H172P3-080-150       673-1506350   SEGURO BOTON PULSADOR                            1  NEW
727  803556-401           694-2184780   CUBIERTA                                         2  NEW
727  931377-1             678-3589500   INDICADOR                                        1  NEW
727  20062-25             699-2014500   SEGURO                                           8  NEW
727  817581-1             694-2411890   SOCKET                                           4  NEW
727  818415-433           694-2412160   BARRA                                            5  NEW
727  201138-403           694-0998750   INTERRUPTOR                                     29  NEW
727  540D2322-1           699-3298250   CABLE DOBLE                                      2  NEW
727  817608-1A            694-2415820   CUBIERTA                                         2  NEW
727  3882496-1            678-3372050   ELEMENTO FILTRANTE                              53  NEW
727  817689-207           694-2500660   CONJUNTO ESTRUCTURA                              2  NEW
727  817689-213           694-2500680   CONJUNTO ESTRUCTURA                              1  NEW
727  REF-32X11.50X15      660-1300170   LLANTAS NARIZ B727                              16  NEW
727  100552-7-2           699-5790570   CUERPO                                           1  NEW
727  22878                648-0688510   CENICERO                                         1  NEW
727  822367-3             694-2520100   SOPORTE                                          3  NEW
727  014067-25-20D        647-0592000   UNION                                            3  NEW
727  824038-31A           694-2606520   TAPA                                             1  NEW
727  V2651J133P01         678-0323290   ACOPLE                                           1  NEW
727  2601315              650-0561000   EMPAQUE DE CAUCHO                               48  NEW
727  801613-201           672-0419120   COJIN ASIENTO                                    1  NEW
727  600675               694-1048000   DRENAJE                                          3  NEW
727  H397-1               673-1511500   PASADOR SEGURO                                   1  NEW
727  281001               699-5654500   FUSIBLE                                          5  NEW
727  32410-2              699-4019020   SUICHE TERMOSTATO                                4  NEW
727  1530-0096            606-0318750   BOMBILLO                                        19  NEW
727  0890-0351            606-0316460   TUBO,PLASTICO                                    8  NEW
727  817619-1             694-2500100   RESORTE                                          5  NEW
727  823504-405           672-0460990   CENICERO                                        47  NEW
727  600263-1             699-3303600   VALVULA DE DRENAJE                              17  NEW
727  100346               625-1186500   EMPAQUE                                          2  NEW
727  40210114             672-0201610   INSERTOR                                         2  NEW
727  BACL10AJ1            673-1518100   SEGURO DE ALUMINIO                               5  NEW
727  015U0128-2           699-3503720   SUBKIT INSTALACION                               5  NEW
727  819760-429A          694-2504190   CONJUNTO MESA                                   18  NEW
727  140S19-20            647-0818000   VALVULA                                          3  NEW
727  821070-31A           694-2412410   TAPA                                             5  NEW
727  16177017             672-0194460   MESA                                             2  NEW
727  2602540              650-0568420   PERNO                                            7  NEW
727  968087-2             678-1658570   CONTADOR                                         1  NEW
727  822287-29L           694-2412470   TAPA                                             2  NEW
727  SAM218-1             699-5215600   DISPARADOR                                       4  NEW
727  821070-403A          694-2412440   TAPABRAZO                                        2  NEW
727  808822-403           694-3270000   ESPALDAR SILLA                                   5  NEW
727  803940-1             694-2200100   PLACA                                            2  NEW
727  801524               694-2103640   PIN                                              1  NEW
727  30180136             699-3506450   KIT                                              1  NEW
727  3611175-1            678-1641660   SELLO ETOPS                                      1  NEW
727  2481-5               676-0110100   ACOPLE FLEXIBLE          CR 935508-10            7  NEW
727  662380               678-2789530   GUIA                                             1  NEW
727  FD2876-1             699-4560000   HEBILLA                                        367  NEW
727  17B18110             679-1595340   ASIENTO BOLA TEFLON                              3  NEW
727  PF10L-2-2 1/2SS      692-0082120   NIPLE                                            3  NEW
727  H5000-2-156-312      673-1520200   SEGURO                                           5  NEW
727  30180139             699-3506480   KIT                                              3  NEW

727  81139                694-1047600   VALVULAS                                         2  NEW
727  662563               678-2792830   RETENEDOR                                        1  NEW
727  664643               678-2792850   PERNO                                            2  NEW
727  662406-1             678-2790070   PASADOR                                          2  NEW
727  858058-2             678-3318030   PASADOR                                          1  NEW
727  150-22-16            699-5420710   PESTA#A                                          5  NEW
727  2605815              650-0568670   TAPA                                            37  NEW
727  2600-33              676-0112660   RESTRICTOR                                       8  NEW
727  359665-2             678-1639600   NUT                      CR 635752-93523         4  NEW
727  207103               678-1184420   BALINERA                                         2  NEW
727  857910-1             678-3319810   FILTRO DE AIRE                                   6  NEW
727  10D21V               699-5905900   SEGURO                                           5  NEW
727  B1361                692-0050330   BRAZO                                            1  NEW
727  B1360                692-0050310   BRAZO                                            2  NEW
727  150G                 699-3388540   FILTRO DE AGUA                                  30  NEW
727  801533               694-2103900   PIN                                              1  NEW
727  2048-2               672-0041200   RECIPIENTE                                       4  NEW
727  808775-403           672-0458200   COJIN DE ASIENTO DE CAUCHO CELULAR               5  NEW
727  436-184              678-1994500   BASE ESTRUCTURAL                                 2  NEW
727  3166900-1            678-1462480   DIAFRAGMA                USO CR.635972           2  NEW
727  CA17008-3            699-0971000   ESPARRAGO                                        1  NEW
727  2609318              650-0568680   PROTECTOR                                        2  NEW
727  2N1772               694-0990910   RECTIFICADOR REF-2N1772.                         5  NEW
727  2602542              650-0568440   ARANDELA                                        89  NEW
727  822586-414A          694-2523160   PANEL                                            2  NEW
727  CA17008-1            699-0970980   ESPARRAGO                                        2  NEW
727  2787                 664-1528370   TUERCA                                           3  NEW
727  2393-20              676-0106050   SET HERRAJE                                      2  NEW
727  19205005             672-0193230   CENICERO DE ALUMINIO                            32  NEW
727  857760-2             678-3319150   SEAL  CR.635520          USO CR.635508-6         3  NEW
727  56495-300            678-2242820   SPRING                                           2  NEW
727  371230-2             678-1432630   ESCUDO                                           2  NEW
727  371230-1             678-1432620   ESCUDO                                           1  NEW
727  1-1100-48            678-0583200   ACOPLE                                           5  NEW
727  40604001             672-1240250   KIT ESPALDARES                                   2  NEW
727  972D10049-13         672-0491260   PESTA|A                                          1  NEW
727  376117-7             678-1661500   BOQUILLA                                         1  NEW
727  812526-403           694-2413310   BISEL DE LUJO                                    2  NEW
727  151289-1             682-1704120   MANIJA DE ALUMINIO                              18  NEW
727  109122-1             682-1802450   LENGUETA PUESTA A MASA                          13  NEW
727  583-508-9005         678-2314000   EMPAQUE                                          4  NEW
727  516111               678-2087110   ROTOR                                            1  NEW
727  S9413-629            678-0323140   EMPAQUE                                         16  NEW
727  1119626              678-0615400   REGULADOR DE VOLTAJE 24                          5  NEW
727  803576-401           672-0420010   COJIN                                            2  NEW
727  56517                678-2243000   CONTADOR ELECTRICO                               2  NEW
727  878582               645-2283700   CONECTOR ELECTRICO                               2  NEW
727  817689-407           694-2500700   CONJUNTO TAPABRAZO       IZQUIERDO              14  NEW
727  821070-18G           694-2607160   TAPA                                             1  NEW
727  1A090-0545CP         699-1712000   ESPALDAR ASIENTO PILOTO                          4  NEW
727  13-05-226            699-3503900   EMPAQUE                                          2  NEW
727  AC4825F12            699-3819860   FILTRO                                           9  NEW
727  920076               678-3550910   INTERRUPTOR                                      6  NEW
727  2603278              650-0562500   PLACA DE ALUMINIO                               75  NEW
727  2603057              650-0562300   PASADOR DE ACERO                                19  NEW
727  151890               650-0465200   EMPAQUE DE CAUCHO                               24  NEW
727  3719                 676-0113450   EMPAQUE DE CAUCHO                               12  NEW
727  16005-017            676-0035330   EMPAQUE DE CAUCHO                               12  NEW
727  3294                 699-2022300   RETENEDOR                USO CR.935087           5  NEW
727  1242                 699-2006000   FILTRO ROJO                                      2  NEW
727  M83248-1-010         678-0322740   EMPAQUE DE CAUCHO                              203  NEW
727  40112001             672-0193150   COJIN                                            4  NEW
727  72013                678-2945860   PINON VENTILADOR                                 1  NEW
727  7-103913-3           699-3882050   ANILLO                   CR-630252               1  NEW
727  65-25643-7           655-2000890   SELLO DE CAUCHO                                  3  NEW
727  824034-401           694-2606510   BASE CENICERO                                    3  NEW
727  824035-401           694-2606540   BASE CENICERO                                    2  NEW
727  351589               678-1589220   GEAR                     CR 635752-93523         1  NEW
727  M7000-4051-2         672-0053930   CENICERO DE ALUMINIO                            25  NEW
727  126372               682-1987900   SELLO DE CAUCHO                                  1  NEW

727  3389                 699-2022860   PASADOR  CR.935087                               6  NEW
727  3346                 699-2022800   AMORTIGUADOR                                     2  NEW
727  MS21971-1            678-0130480   TACOMETRO INDICADOR                              1  NEW
727  449303               699-1901940   GANCHO PARA HEBILLAS                           478  NEW
727  875982               645-2283550   ELEMENTO                                         1  NEW
727  A7810W               678-0178870   VALVULA DE DRENAJE                               1  NEW
727  100168-139           682-1712570   EMPAQUE DE ALUMINIO                             63  NEW
727  1052-1               694-1535000   CENICERO DE ALUMINIO                             3  NEW
727  015T0620-1           699-3503000   KIT                                              1  NEW
727  1-1253-702           678-1638050   SELLO  USO CR.635752                             8  NEW
727  BACL10AH2            673-1517500   SEGURO                                           2  NEW
727  136239               678-0875650   EJE ENGRANAJE            CR 635796               1  NEW
727  805419-5             694-2235010   RODILLO                                          2  NEW
727  3612125-1            678-3024900   EMPAQUE DE CAUCHO                                1  NEW
727  156-0067-00          625-1312100   CIRCUITO                                        17  NEW
727  LC026E1              672-0048250   RESORTE                                          2  NEW
727  S8990-40             678-0317880   EMPAQUE                  CR 635752              26  NEW
727  877536               645-2284360   CONECTOR                                         3  NEW
727  S9413-600            678-0322750   EMPAQUE DE CAUCHO                               13  NEW
727  1052-16C             677-1562800   SLEEVE                                           1  NEW
727  59676                678-2316590   ANILLO                   USA CR 635752           4  NEW
727  73032-1200           678-0267000   CORREA PLASTICA                                 22  NEW
727  S32664-221-1         699-3865000   SELLO DE CAUCHO                                  6  NEW
727  2604747              650-0568590   LLAVE                                           15  NEW
727  892533-1             678-3372020   TUBO                                             1  NEW
727  822463-7             694-2504790   COVER                                            5  NEW
727  817209-401           694-2411700   SEGURO                                          52  NEW
727  S8057AP147           678-0269190   EMPAQUE                                          6  NEW
727  3281                 699-2022170   CADENA CON RETENEDOR     USO CR.935087           5  NEW
727  3287                 699-2021230   MANGUITO  CR.935087                              1  NEW
727  22151-1              664-1526600   SLEEVE GAGE              USO CR.942012          10  NEW
727  40103005             672-0193470   TORNILLO PASADOR DE ALUMINIO                     8  NEW
727  817689-431B          694-2500710   CONJUNTO TAPABRAZO       DERECHO COLOR B         6  NEW
727  40211002             672-0195040   TIRA                                             3  NEW
727  A1373                692-0050390   LIQUIDO                                         10  NEW
727  3682                 682-1707600   SELLO                                            3  NEW
727  136495               678-0876770   DIAFRAGMA VALVULA BALANCEUSA CR 635592-2         1  NEW
727  971C10003-5          672-7525000   ANILLO                                           6  NEW
727  3612132-1            678-1663250   EMPAQUE                                         30  NEW
727  7-103914-4           699-3882100   ANILLO                                           1  NEW
727  7-108001-2           699-3883200   ARANDELA DE ALUMINIO                             3  NEW
727  75438                694-1901980   RODILLO                                          4  NEW
727  2800B4A              664-1675000   ANILLO                                           1  NEW
727  100111AM121          682-1710200   SELLO DE CAUCHO                                  5  NEW
727  5709245              699-3675480   BALL KIT                 CR 630722-A 94        213  NEW
727  S8990-10             678-0318710   PACKING                  USO CR.635248-6       484  NEW
727  48023                678-2046100   RESORTE                                         15  NEW
727  40106001             672-0193710   SEGURO BANDEJA                                  47  NEW
727  3500493-2            678-1639750   BARRERA,VALLA            CR 635752               1  NEW
727  SAM10-11L            699-5214720   CERROJO                                          2  NEW
727  40104001             672-0193610   BRAZO                                            8  NEW
727  40563211T0093HC      672-0201850   CONJUNTO ENTREPANO REMACHADO                     1  NEW
727  3862212-3            678-1704230   CUBIERTA ESTRUCTURAL                             4  NEW
727  S9412-021            678-0322490   EMPAQUE                                          1  NEW
727  3001436-1            678-1389170   FILTRO                                          19  NEW
727  822295-403B          694-2413070   TAPABRAZO                                        4  NEW
727  BACL10M49            673-1534350   SEGURO                                           2  NEW
727  2781                 664-1404440   WASHER                   CR 645230               9  NEW
727  2813                 664-1404760   RESORTE                                         10  NEW
727  6555                 664-1453160   EMPAQUE SEGU                                     8  NEW
727  AN500D6-22           664-1337800   SCREW SOCKET HEAD        6-32X1.5/8              7  NEW
727  A700369-5            699-1903520   ESCUDO                                           4  NEW
727  A700369-3            699-1903500   MARCO DE ALUMINIO                               13  NEW
727  13087001             672-0194310   GARRON                                           8  NEW
727  822586-406E          694-2413370   PANEL                                            1  NEW
727  692525               678-2882500   INTERRUPTOR                                      1  NEW
727  8273-23              699-4845220   CORREA                                           3  NEW
727  83248                678-3312000   RESORTE                                          9  NEW
727  880500-1             678-3370210   SELLO                    USO CR.635228           2  NEW
727  83463-6              678-3314060   CADENA                                           6  NEW

727  3884281-3            678-1704370   CONTROL CONEXION                                 2  NEW
727  356794               678-1637060   SELLO                                            3  NEW
727  3884281-1            678-1704350   CONTROL CONEXION                                 2  NEW
727  817619-47            694-2415930   RESORTE                                          5  NEW
727  811531-3             694-2312720   TERMINAL TOPE            USO CR.230195           1  NEW
727  AN565B1032H7         678-1592500   SET SCREW                CR 635752-93523        20  NEW
727  812520-402           694-2413390   LENTE                                            3  NEW
727  5644-45              672-0262970   BANDA                                            5  NEW
727  AG-61523             678-2242920   BEARING                  CR 635752              27  NEW
727  152071               682-2396040   PI|ON                    CR 635228               1  NEW
727  809271-3             694-2275500   PASADOR CR.206038                                1  NEW
727  202913-1             678-1183180   ANILLO                                           1  NEW
727  501574-401-2264      699-3074300   SISTEMA DE FRENO                                11  NEW
727  BACL10S9             673-1518380   SEGURO                                           2  NEW
727  BACC19B6-120         677-1519100   CADENA DE ALUMINIO                               6  NEW
727  1014-2               699-2006110   TERMINAL                                         2  NEW
727  135277-3             678-0846000   DIAFRAGMA USAN CRS       635592-235098-9         1  NEW
727  540D2323-1           694-2412850   ARNES                                            4  NEW
727  10003742             664-1505900   DISCO                                           11  NEW
727  818569-1             694-2507410   BISAGRA                                          1  NEW
727  S9412-613            678-0323020   EMPAQUE DE CAUCHO                               14  NEW
727  818317-405           694-2504180   BISAGRA                                          1  NEW
727  9524796              652-1138630   SELLO DE CAUCHO                                107  NEW
727  1A090-0651CP         699-1712100   FORRO ASIENTO                                    1  NEW
727  805415-403E          694-2234500   CARCASA SILLA                                    1  NEW
727  0185-0016-1          677-1537850   KIT                                              1  NEW
727  SAM223-2             699-5215740   SEGURO                                          33  NEW
727  822582-402           694-2521860   BRAZO                                            1  NEW
727  823665-1             694-2606480   TUERCA                                           2  NEW
727  820063-401H          694-2606940   TAPABRAZO                                        5  NEW
727  817595-97A           694-2415650   PANEL                                            1  NEW
727  7500291              678-1389150   ELEMENTO FILTRANTE PARA AIRE                     2  NEW
727  457621               630-0817400   SENSOR OXIGENO                                   2  NEW
727  2607193              650-0569010   ARANDELA DE ALUMINIO                            30  NEW
727  SAM222-2             699-5215660   SEGURO                                           2  NEW
727  152662               682-2407880   RETENEDOR                USO CR.635228          10  NEW
727  154560-2             682-2425600   RODAMIENTO CR-635228                            19  NEW
727  201207-403           678-1180050   VALVULA PRESURIZACION                            1  NEW
727  345-509-9051         678-1582350   FUSIBLE                                         10  NEW
727  3288                 699-2022240   FLANGE                                           3  NEW
727  M83248-1-908         678-0319010   EMPAQUE DE CAUCHO                                7  NEW
727  600052               699-3685720   TUERCA                                           5  NEW
727  405-8541-007         625-2512500   CONECTOR                                         2  NEW
727  34077                672-0043380   TORNILLO                                         1  NEW
727  820199-1E            694-2513150   REVESTIMIENTO BAJO                               1  NEW
727  FDC1575BO            699-1901970   ABRAZADERA DE ACERO                             66  NEW
727  817765-4             694-2505010   TAPA                                             3  NEW
727  822677-402           694-2608260   SOPORTE                                          1  NEW
727  2084916-0001         650-0540550   INTERRUPTOR                                      6  NEW
727  824085-1             694-2608680   TAPA                                             3  NEW
727  824085-2             694-2608690   TAPA                                             3  NEW
727  724-530-9002         678-2945980   TERMINAL ESPARRAGO                              24  NEW
727  MS158-307-1          672-0051950   ANILLO                                           4  NEW
727  RGS425-1             672-0054720   SEGURO DE ALUMINIO                               5  NEW
727  SP124E               672-0056470   ARANDELA                                         4  NEW
727  SP90C3               672-0056490   PASADOR DE ACERO                                97  NEW
727  050554-2             678-0318960   SELLO DE CAUCHO                                 68  NEW
727  M7000-2275-1         672-0053350   TORNILLO                                         3  NEW
727  CA00036-02           672-0042450   GUAYA EN ACERO                                   1  NEW
727  136287               678-0876180   PROTECTOR TERMICO        CR 935152-63579         2  NEW
727  826364-403B          694-2609000   CONJUNTO MESA                                    1  NEW
727  822354-407           694-2608500   SOPORTE                                          3  NEW
727  S9412-554            678-0322800   EMPAQUE DE CAUCHO                                2  NEW
727  2653-1               694-1028530   CALENTADOR                                       1  NEW
727  M10031-018-001       672-0052510   SOPORTE PARA SILLA                               2  NEW
727  878581-01            645-2283680   PIN                                              6  NEW
727  612135-1             678-2438000   CLIP DE ACERO                                    5  NEW
727  32548-1              672-0043360   ASIENTO                                          1  NEW
727  326SP108             694-2312550   KIT MODIFICACION CAFETERA                        1  NEW
727  M7000-3478-2         672-0053510   FUSELAJE DERECHO                                 2  NEW

727  M7000-3477-2         672-0053500   FUSELAJE IZQUIERDO                               2  NEW
727  H2393-1              673-1509450   SEGURO                                           2  NEW
727  1A090-0652CP         699-1712110   FORRO ASIENTO                                    2  NEW
727  QA00010-34           672-0054420   GUAYA HIDRAULICA                                13  NEW
727  LL26000-05           672-0050340   ROTOR                                            3  NEW
727  833118-401           694-2835200   CONJUNTO PARTE CAFETERA                          1  NEW
727  BS060043-3           672-0041750   EMPAQUE DE CAUCHO FILTRO                         9  NEW
727  PF21-2SS             692-0082200   CODO                                             5  NEW
727  A1321                692-0050140   VALVULA                                          5  NEW
727  V9092J012A00         677-1704800   CUBIERTA ESTRUCTURAL                             3  NEW
727  414T2105-5           699-2542600   RESORTE DE ACERO                                 4  NEW
727  MS9386-115           678-0317980   EMPAQUE DE CAUCHO                                5  NEW
727  232T4216-19          699-2538820   VISOR PROTECTOR EN PLASTICO PARA EL SOL          7  NEW
727  3750X2               694-1703480   TE                                              13  NEW
727  705                  692-1189200   ESCAPE AIRE CR-816063                           26  NEW
727  803430-3             694-2179770   MANUBRIO                 CR-906050               2  NEW
727  817591-407           694-2411880   ESCUDO                                           1  NEW
727  S13016               699-6379600   ANILLO DE CAUCHO                                 5  NEW
727  S12095-219           699-6378000   SELLO DE CAUCHO                                 16  NEW
727  202A132-3-00         699-5630400   BOTA                                             1  NEW
727  BACL10AH1            673-1517300   CERROJO                                          4  NEW
727  600240-2             692-1090500   GRIFO AGUA                                       1  NEW
727  500690-3             699-3506900   CONTROL                                          4  NEW
727  2606169-7            650-0568690   ANILLO RETENEDOR                                 4  NEW
727  4811-103-1           699-3300090   MANGUERA                                         1  NEW
727  S9413-216            678-0323000   EMPAQUE ETOPS                                    6  NEW
727  824039-5A            694-2608670   TAPA                                            10  NEW
727  819343-401           694-2511400   CONJUNTO TAPABRAZO                              18  NEW
727  Z966171-5            630-0529730   CINTA                                            1  NEW
727  620-742-8            678-2455300   EMPAQUE                                          4  NEW
727  155872-1             682-2437890   PINON DE ACERO                                   5  NEW
727  16003-001            676-0035280   EMPAQUE DE CAUCHO                                3  NEW
727  138029               678-0882380   CUBIERTA                                         6  NEW
727  803311               694-2177000   DIAFRAGMA DE CAUCHO                             37  NEW
727  1400J16A             677-1569840   TAPA RODAMIENTO                                  1  NEW
727  22D10                678-3311560   CONDENSADOR CR 635680-93521                      7  NEW
727  5709247              699-3675500   BALINERA                                         5  NEW
727  40196004             672-0193790   BRACKET                                          6  NEW
727  802475               694-2141500   GUARDA                                           1  NEW
727  40196003             672-0193780   BRACKET                                          2  NEW
727  PF10L2-2-1/2-SS      692-0082150   NIPLE                                           12  NEW
727  MC15-40              694-0950460   GUAYA PARA ASIENTOS                             14  NEW
727  0016-0034-1          699-1900050   TAPON DE ACERO                                   2  NEW
727  M10049-004-0012317   672-0052670   FUSELAJE LADO DERECHO                           21  NEW
727  370247               678-0259470   VALVULA DE ESCAPE                                1  NEW
727  140N2022-1           699-2536790   VALVULA                                         22  NEW
727  0FV8500A03G01        672-0041950   BISAGRA                                          6  NEW
727  214T1101-2           621-2100010   DUCTO                                            1  NEW
727  811169-403           678-3240200   FILTRO                                           3  NEW
727  4019500206875T       672-0193600   DESCANZABRAZOS                                  12  NEW
727  232T4215-14          699-2539370   ABRAZADERA DE ACERO                              7  NEW
727  75401                692-1217500   TEMPORIZADOR                                     1  NEW
727  971D10049-13         672-0491230   PESTA|A                                          4  NEW
727  818317-408           694-2504220   CONJUNTO BISAGRA                                 1  NEW
727  S9413-557            678-0323060   EMPAQUE DE CAUCHO                               39  NEW
727  10-60401-6           673-1510020   SEGURO CON MANIJA DE ACERO                       1  NEW
727  2863-1051            674-1532600   CONJUNTO PERILLA                                 2  NEW
727  296699               629-1036010   PROTECTOR TERMICO        KIT                     1  NEW
727  5217X5               694-1706300   CONECTOR                                        14  NEW
727  150                  692-0183150   GRIFO                                            5  NEW
727  832888-3             699-2530010   SOPORTE                                          2  NEW
727  7540037              678-3007250   RETENEDOR                                        1  NEW
727  511846-4             652-1147950   CENICERO                                       327  NEW
727  S9413-034            678-0323080   EMPAQUE DE CAUCHO                                1  NEW
727  G10047               678-1184810   MEDIDOR                                          2  NEW
727  600452               699-3685750   ANILLO                                           4  NEW
727  47413-40             672-0205450   CONEXION DESCANSA PIES                          37  NEW
727  SL5401-1             699-6076440   PISTON DE ACERO                                  3  NEW
727  M83248/1-227         678-0323050   EMPAQUE DE CAUCHO                              104  NEW
727  A23001-2-5S          673-1712150   SEGURO                                           1  NEW

727  3-3141-37-1          699-6327950   PLACA                                            2  NEW
727  S9412-212            678-0322690   EMPAQUE DE CAUCHO                               77  NEW
727  S9413-555            678-0319120   EMPAQUE DE CAUCHO                              133  NEW
727  1101240-57           699-1870860   CINTURON DE SEGURIDAD                            1  NEW
727  803542-1             694-0985110   BROCHE                                           3  NEW
727  21347018             672-0193420   CABLE CON TERMINAL ELECTRICO                   429  NEW
727  MS9388-011           678-0322780   EMPAQUE DE CAUCHO                                6  NEW
727  617-4262-006         625-0201160   CINTA MAGNETICA                                  5  NEW
727  3111820A0000         625-1111130   ASHTRY LH                                        8  NEW
727  BAC29PPS14119        611-3501170   CALCOMANIA PLASTICA                             40  NEW
727  3111819A0000         625-1111150   ASHTRY RH                                        1  NEW
727  MXP210-00            640-0811250   GAFAS ANTI HUMO DE PLASTICO                     24  NEW
727  31139580006D         625-0001990   BOX ASHTRAY                                     14  NEW
727  BS060280-3           625-4049010   ESPEJO                                           1  NEW
727  7S236257             625-3400070   MANIJA                                           8  NEW
727  3A090-0757           625-0000090   BUNGEE-CORDS                                     4  NEW
727  352-0171-010         623-1000250   TRANSISTOR                                       4  NEW
727  60-0258-3            633-4000230   ARANDELA DE ALUMINIO                             6  NEW
727  118050-01            643-0970800   ABRAZADERA PLASTICA                              1  NEW
727  A1233A2              605-0261000   LAMPARA ROJA                                     9  NEW
727  31-3038-1            605-1018620   LAMPARA                                          3  NEW
727  41-1457-7            605-1018560   TORNILLO DE ACERO                                6  NEW
727  289-1002             640-0840680   MASCARA DE OXIGENO                              19  NEW
727  68-185               622-0668880   EMPAQUE DE CAUCHO                               22  NEW
727  10-0184-1            605-1014540   LAMPARA                                          2  NEW
727  68-390               622-0670670   EMPAQUE DE CAUCHO                               62  NEW
727  289-701-3            640-0841270   MASCARA DE OXIGENO                              16  NEW
727  358-1458             640-0855650   MASCARA                                         26  NEW
727  16150WA              632-1556850   ADAPTADOR                                        4  NEW
727  78-94                622-0689250   REMACHE DE ACERO                               249  NEW
727  398401-255           639-1170300   ESPACIADOR               USO CR.645136          12  NEW
727  68-269               622-0669750   EMPAQUE DE CAUCHO                               77  NEW
727  55-0043-1            605-1019830   INTERRUPTOR                                      2  NEW
727  10-61467-1717        605-1016210   LUZ                                              1  NEW
727  M224711              622-0630320   COJINETE                                        11  NEW
727  342-36               622-0659380   SEGMENTO PARA FRENO                       1,153.00  NEW
727  22885-21-4174        605-0398250   LAMPARA COMPLETA                                 1  NEW
727  9812V                632-7297400   RETAINER FOR VALVE       CR 935078-552           2  NEW
727  B9845-12             605-0337630   CUBIERTA ESTRUCTURAL                             3  NEW
727  31-2695-9            605-1018520   TARJETA CIRCUITO                                 1  NEW
727  56-630               622-0668040   PASADOR RETENEDOR DE ALUMINIO                   35  NEW
727  10-0040-190          605-1015090   LAMPARA                                          2  NEW
727  975945-5             678-3754150   PASADOR                                         22  NEW
727  380-6896-000         623-3200170   RESISTENCIA                                      1  NEW
727  10-61892-1           605-1013050   AVISO                                            8  NEW
727  A8113-1              605-0325000   MOTOR 28V                                        2  NEW
727  65C30471-8           632-1000050   PERNO                                            1  NEW
727  20-348               622-0653950   PASADOR DE ACERO                                27  NEW
727  211-70               622-0635900   VALVULA                                          5  NEW
727  78-107               622-0688630   REMACHE DE ACERO                               442  NEW
727  68-848               622-0675020   EMPAQUE DE CAUCHO                               16  NEW
727  397822-002           639-1149020   RESISTENCIA VARIABLE                             6  NEW
727  10-0050-5            605-1016120   LAMPARA                                          9  NEW
727  1994595-1            630-0708760   EJE DE TRANSMISION                               1  NEW
727  803466-2             625-1000410   RESORTE                                          7  NEW
727  56-599               622-0668270   RESORTE RETENEDOR DE ACERO                      12  NEW
727  72-238               622-0686830   CUBIERTA ESTRUCTURAL                            20  NEW
727  LL428310             622-0630200   COJINETE                                        23  NEW
727  TRRG6                622-0634750   ANILLO DE CAUCHO                                72  NEW
727  134-133              622-0652780   DISCO                                           27  NEW
727  19678-368            629-0285900   GUAYA DE ACERO                                   3  NEW
727  77-68                622-0688600   BOTA PROTECTORA DE CAUCHO                      120  NEW
727  358-643C             640-0856190   CORREA                                           6  NEW
727  49-155               622-0666960   TAPON FUSIBLE                                   57  NEW
727  20-520               622-0653960   PASADOR DE ACERO                               183  NEW
727  53-224               622-0667760   GANCHO DE ACERO                                159  NEW
727  170-202              622-0653040   INSERTADOR                                      67  NEW
727  134-85               622-0652800   SEGMENTO PARA FRENO                              9  NEW
727  68-703               622-0673570   EMPAQUE DE CAUCHO                              160  NEW
727  EA14884-18           629-3000010   RESISTENCIA                                      2  NEW

727  B9845-8-1665         605-0337590   LUZ                                              2  NEW
727  A1719                605-0267000   LAMPARA                                          2  NEW
727  432-1037-02          627-5000130   SOPORTE                                          1  NEW
727  68-404               622-0670810   EMPAQUE DE CAUCHO                              115  NEW
727  60-1006-1            605-1539900   RESORTE DE ACERO                                25  NEW
727  A7632-1              605-0318730   EMPAQUE DE CAUCHO                                7  NEW
727  25-0021-30           605-1485480   FILTRO                                           1  NEW
727  10420-X              632-0050390   ANILLO                                           2  NEW
727  B7633-10             605-0318750   VENTANA                                          1  NEW
727  19678-363            629-0285850   GUAYA CONTROL                                    5  NEW
727  269-2635-240         623-1104030   SWITCH                                           2  NEW
727  AN3116-2             633-1100130   CONECTOR ELECTRICO                               2  NEW
727  15-0133-1            605-1017600   LAMPARA                                          1  NEW
727  800000095-3          605-1015970   LAMPARA                                          5  NEW
727  25-0021-1108         605-1425000   AVISO CR-616189                                  2  NEW
727  289-701-1            640-0841250   MASCARA DE OXIGENO                               8  NEW
727  TR756-03             622-0635620   VALVULA DE DRENAJE                              36  NEW
727  31-5257-3            605-1018850   LAMPARA                                          4  NEW
727  11-0438-5            605-1016570   BATERIA                                          3  NEW
727  261-375              622-0656390   SOPORTE DE ACERO                                17  NEW
727  PU90-499R3           645-0612250   DETECTOR DE HUMO                                 2  NEW
727  65-25674-9           621-2000010   DUCTO ESTRUCTURAL                                1  NEW
727  318-630-1001-034     605-1015630   LUZ                                              1  NEW
727  011-2005-001         625-1100480   KIT MODIFICACION                                10  NEW
727  654-8171-001         625-2706800   RESORTE DE ACERO                                 8  NEW
727  600-1889-006         625-2604560   SELLO DE PLASTICO                                7  NEW
727  600-1889-005         625-2604550   POLEA DE PLASTICO                                2  NEW
727  502-11               625-6000210   BANDA DE NYLON                                  23  NEW
727  502-10               625-6000230   BANDA DE NYLON                                 100  NEW
727  G22702               625-6000290   MEDIDOR DE PRESION                               1  NEW
727  519-01               625-6000170   TAPE NEOPRENE(1 1/4 IN 3175CM)                 245  NEW
727  519-02               625-6000190   TAPE NEOPRENE(2IN,508CM)                        26  NEW
727  16-0787-5            605-1017750   CUBIERTA ESTRUCTURAL                             3  NEW
727  16-0785-1            605-1017700   PERILLA                                          6  NEW
727  993257-24            630-1825500   FUSIBLE RESISTENCIA                             10  NEW
727  BR9172-503           605-1014570   LAMPARA                                          8  NEW
727  7002851-36           630-1014900   CONECTOR CAJA                                    3  NEW
727  406-1510-001         625-0188250   CINTA PARA CINTURON DE SEGURIDAD                 4  NEW
727  728872-1             645-0963610   FILTRO                                           9  NEW
727  11-0558-3            633-5000030   CIRCUITOS IMPRESOS                               3  NEW
727  509-04               645-0610100   CAPSULA DE CO2 DE 16g -INFLAR CHALECOS-          5  NEW
727  MS27595-010          629-1100090   EMPAQUE DE TEFLON                               17  NEW
727  140N2032-7           633-6000130   SEGURO                                           5  NEW
727  878238-02            645-0964010   TAPON                                            1  NEW
727  55-0331-3            605-1020330   LAMPARA                                          2  NEW
727  321-0201-002         623-7000070   CIRCUITO INTEGRADO                               4  NEW
727  321-0601-002         623-7000030   CIRCUITO INTEGRADO                               1  NEW
727  321-1501-002         623-7000010   CIRCUITO INTEGRADO                               7  NEW
727  434-674-1033-2205    606-0322850   LAMPARA INDICACION TREN DE NARIZ                 2  NEW
727  15-0188-11           605-1014500   LAMPARA                                          3  NEW
727  647-5899-001         622-1100010   MANIJA                                           1  NEW
727  600-1653-005         625-2604450   CINTURaN                                         2  NEW
727  5835-1               633-6000090   TIRA PLASTICA FLUORECENTE                        3  NEW
727  2100-100             605-0392900   VISOR ESTRUCTURAL                               27  NEW
727  138D305X9150C2       639-0801940   CONDENSADOR                                      2  NEW
727  76-0103-1            605-1988480   PLACA IDENTIFICACIAN                             1  NEW
727  B9845-9              605-0337600   TAPA LAMPARA DE PLASTICO                         2  NEW
727  2224-6               602-0852600   CUCHILLA LIMPIABRISAS                            1  NEW
727  31144170006D         625-0000450   CENICERO DE ALUMINIO                            52  NEW
727  3113922E006D         625-0000160   BANDEJA                                         21  NEW
727  3113921E006D         625-0000080   BANDEJA                                         20  NEW
727  3113920A006D         625-0000180   BANDEJA                                         21  NEW
727  3113919A006D         625-0000650   BANDEJA                                         18  NEW
727  A13008200000         625-0000690   TORNILLO                                       103  NEW
727  A11011700000         625-0000730   TORNILLO DE SEGURIDAD                          100  NEW
727  A11008300000         625-0000710   TORNILLO DE SEGURIDAD                          105  NEW
727  F107727E0000         625-0000670   TUERCA CUADRADA DE ACOPLAMIENTO                 95  NEW
727  14757-1              633-5000290   TERMINAL DE PLASTICO                             6  NEW
727  2A094-0168           625-0000070   HEIGHT LOCK PLATE-RH                             3  NEW
727  65-86676-1A          625-2100990   CELLING PANEL NON-       SCULPTURED              4  NEW

727  69-46184-1           632-7000070   RETENEDOR                                        1  NEW
727  7S236254             625-3400010   PANEL SOPORTE EN ALUMINIO                        4  NEW
727  7S236256             625-3400050   BOTON                                            8  NEW
727  S33555-212H99        632-3200090   SELLO                                            1  NEW

                                                                  EXHIBIT 7.4.7d
                                                         OCEANAIR DEBT INTRUMENT

                        TO BE INCLUDED IN PLAN SUPPLEMENT

                                                                     EXHIBIT 9.2
                                                    ASSUMED CONTRACTS AND LEASES

                        TO BE INCLUDED IN PLAN SUPPLEMENT